                                                                                                 EXHIBIT 10.1

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
                                                DEPOSITOR

                                             CITIBANK, N.A.,
                                                 TRUSTEE

                                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                                   and

                                         EMC MORTGAGE CORPORATION
                                           SPONSOR AND COMPANY

                                 ________________________________________

                                     POOLING AND SERVICING AGREEMENT

                                       Dated as of December 1, 2006
                                 ________________________________________

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
                       Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates

                                              Series 2006-8

                                                ARTICLE I
                                               DEFINITIONS

                                                ARTICLE II
                     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

                                               ARTICLE III
                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.08.         Documents, Records and Funds in Possession of Master Servicer To Be Held

                                                ARTICLE IV
                                                 ACCOUNTS

                                                ARTICLE V
                                               CERTIFICATES

                                                ARTICLE VI
                                      PAYMENTS TO CERTIFICATEHOLDERS

Section 6.04.         Allocation of Losses and Subsequent Recoveries on the Group II

                                               ARTICLE VII
                                           THE MASTER SERVICER

Section 7.01.         Liabilities of the Master Servicer.......................................................133
Section 7.02.         Merger or Consolidation of the Master Servicer...........................................133
Section 7.03.         Indemnification of the Trustee, the Master Servicer and the Securities

                                               ARTICLE VIII
                                                 DEFAULT

                                                ARTICLE IX
                         CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01.         Trustee and Securities Administrator Not Liable for Certificates or

Section 9.10.         Federal Information Returns and Reports to Certificateholders; REMIC
                      Administration...........................................................................150

                                                ARTICLE X
                                               TERMINATION

Section 10.01.        Termination Upon Repurchase by EMC or its Designee or Liquidation of the
                      Mortgage Loans...........................................................................153
Section 10.02.        Additional Termination Requirements......................................................156

                                                ARTICLE XI
                                         MISCELLANEOUS PROVISIONS

                                                 APPENDIX

                                                 EXHIBITS

Exhibit A-1                -        Form of Class I-A Certificates
Exhibit A-2                -        Form of Class I-M Certificates
Exhibit A-3                -        Form of Class I-B-1 Certificates and Class I-B-2 Certificates
Exhibit A-4                -        Form of Class I-B-3 Certificates
Exhibit A-5-1              -        Form of Class R Certificates
Exhibit A-5-2              -        Form of Class R-X Certificates
Exhibit A-6                -        Form of Class B-IO Certificates
Exhibit A-7-1              -        Form of Class I-XP Certificates
Exhibit A-7-2              -        Form of Class II-XP Certificates
Exhibit A-8                -        Form of Class II-A Certificates
Exhibit A-9                -        Form of Class II-X Certificates
Exhibit A-10               -        Form of Class II-BX Certificates
Exhibit A-11               -        Form of Class II-B-1, Class II-B-2 and Class II-B-3 Certificates
Exhibit A-12               -        Form of Class II-B-4, Class II-B-5 and Class II-B-6 Certificates
Exhibit A-13               -        Form of Class III-A Certificates
Exhibit A-14               -        Form of Class III-X Certificates
Exhibit A-15               -        Form of Class III-B-1, Class III-B-2 and Class III-B-3 Certificates
Exhibit A-16               -        Form of Class III-B-4, Class III-B-5 and Class III-B-6 Certificates
Exhibit B                  -        Mortgage Loan Schedule
Exhibit C                  -        [Reserved]
Exhibit D                  -        Request for Release of Documents
Exhibit E                  -        Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1                -        Form of Investment Letter
Exhibit F-2                -        Form of Rule 144A and Related Matters Certificate
Exhibit F-3                -        Form of Transferor Representation Letter
Exhibit G                  -        Form of Custodial Agreement
Exhibit H-1                -        Bank of America Servicing Agreement
Exhibit H-2                -        Chevy Chase Servicing Agreement
Exhibit H-3                -        Countrywide Servicing Agreement
Exhibit H-4                -        EMC Servicing Agreement
Exhibit H-5                -        Everhome Servicing Agreement
Exhibit H-6                -        GMAC Servicing Agreement
Exhibit H-7                -        HSBC Servicing Agreement
Exhibit H-8                -        IndyMac Servicing Agreement
Exhibit H-9                -        Mid America Servicing Agreement
Exhibit H-10               -        PHH Servicing Agreement
Exhibit H-11               -        U.S. Bank Servicing Agreement
Exhibit H-12               -        Wells Fargo Servicing Agreement
Exhibit I                  -        Assignment Agreements and Recognition Agreements
Exhibit J                  -        Form of Mortgage Loan Purchase Agreement
Exhibit K                  -        [Reserved]
Exhibit L                  -        Form of Securities Administrator Back-Up Certification
Exhibit M                  -        Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit N                  -        Form of Back-Up Certification
Exhibit O                  -        Form of Trustee Limited Power of Attorney
Exhibit P                  -        Form of Cap Contracts
Exhibit Q                  -        Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit R                  -        Additional Disclosure Information

                                     POOLING AND SERVICING AGREEMENT

         Pooling and Servicing  Agreement dated as of December 1, 2006,  among  Structured  Asset Mortgage
Investments II Inc., a Delaware  corporation,  as depositor (the "Depositor"),  Citibank,  N.A., a banking association  organized under the laws of the United States,  not in its individual  capacity but solely as trustee (the "Trustee"),  Wells Fargo Bank,  National  Association,  as master servicer (in such capacity,
the  "Master   Servicer")   and  as  securities   administrator   (in  such  capacity,   the   "Securities
Administrator"),  and EMC  Mortgage  Corporation,  as sponsor (in such  capacity,  the  "Sponsor")  and as company (in such capacity, the "Company").

                                          PRELIMINARY STATEMENT

         On or prior to the Closing  Date,  the  Depositor  acquired the Mortgage  Loans from the Sponsor.
On the Closing Date,  the Depositor  will sell the Mortgage  Loans and certain other property to the Trust
Fund and  receive in  consideration  therefor  Certificates  evidencing  the entire  beneficial  ownership interest in the Trust Fund.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC I to be treated for federal  income tax  purposes as a REMIC.  On the Startup Day, the
REMIC I Regular Interests will be designated "regular interests" in such REMIC.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC II to be treated for federal  income tax purposes as a REMIC.  On the Startup Day, the
REMIC II Regular Interests will be designated "regular interests" in such REMIC.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC III to be treated for federal  income tax  purposes  as a REMIC.  On the Startup  Day, the REMIC III Regular Interests will be designated "regular interests" in such REMIC.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC IV to be treated for federal  income tax purposes as a REMIC.  On the Startup Day, the
REMIC IV Regular Interests will be designated "regular interests" in such REMIC.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC V to be treated for federal  income tax  purposes as a REMIC.  On the Startup Day, the
REMIC V Regular Interest will be designated the "regular interest" in such REMIC.

         The Class R  Certificates will evidence ownership of the "residual  interest" in each of REMIC I,
REMIC II, REMIC III and REMIC IV. The  Class R-X  Certificates  will  evidence  ownership of the "residual interest" in REMIC V.

         The Group I Loans will have an  Outstanding  Principal  Balance  as of the  Cut-off  Date,  after deducting all Scheduled  Principal due on or before the Cut-off Date, of  $657,382,597.80.  The Loan Group
II Loans  will  have an  Outstanding  Principal  Balance  as of the  Cut-off  Date,  after  deducting  all
Scheduled  Principal due on or before the Cut-off Date,  of  $509,494,314.67.  The Loan Group III Mortgage
Loans will have an Outstanding  Principal  Balance as of the Cut-off Date,  after  deducting all Scheduled
Principal due on or before the Cut-off Date, of $214,741,151.44.

         In consideration of the mutual agreements herein contained,  the Depositor,  the Master Servicer, the Securities Administrator, the Sponsor, the Company and the Trustee agree as follows:

                                                ARTICLE I
                                               Definitions

         Whenever used in this Agreement,  the following  words and phrases,  unless  otherwise  expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         Accepted  Master  Servicing  Practices:  With  respect  to any  Mortgage  Loan,  those  customary mortgage  servicing  practices of prudent  mortgage  servicing  institutions  that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction  where the related  Mortgaged
Property  is  located,  to the extent  applicable  to the  Trustee in its  capacity  as  successor  Master
Servicer or the Master Servicer (except in its capacity as successor to a Servicer).

         Account:  The  Distribution  Account,  the  Protected  Account,  the  Reserve  Fund,  the  Posted
Collateral Account or the Class XP Reserve Account, as the context may require.

         Accrued  Certificate  Interest:  For any Group II  Certificate or Group III  Certificate  for any
Distribution  Date,  the interest  accrued  during the related  Interest  Accrual Period at the applicable
Pass-Through Rate on the Certificate  Principal  Balance or Notional Amount, as applicable,  of such Group
II Certificate  immediately  prior to such  Distribution  Date,  with respect to the Group II Certificates and the Class III-X-1,  Class  III-B-4,  Class III-B-5 and Class III-B-6  Certificates,  on the basis of a
360-day year  consisting of twelve  30-day  months and with respect to the Group III Offered  Certificates
(other  than the Class  III-X-1  Certificates),  on the basis of a 360-day  year and the actual  number of days elapsed in the Interest  Accrual  Period,  less (i) in the case of a Group II Senior  Certificate  or
Group III Senior Certificate,  as applicable,  such Certificate's share of any Net Interest Shortfall from the related  Mortgage  Loans and,  after the  applicable  Cross-Over  Date,  the  interest  portion of any
Realized  Losses on the  related  Mortgage  Loans,  in each case  allocated  thereto  in  accordance  with
Section 6.04  and  (ii) in the  case of a Group  II  Subordinate  Certificate  or  Group  III  Subordinate
Certificate,  such  Certificate's  share of any Net Interest Shortfall from the related Mortgage Loans and the interest  portion of any Realized Losses on the related  Mortgage Loans,  and (iii) in the case of the
Class  III-X-1  Certificates,  the amount of any Basis Risk  Shortfall  Carry  Forward  Amounts due to the
Class III-A-1, Class III-A-2,  Class III-B-1,  Class III-B-2 and Class III-B-3 Certificates,  in each case allocated thereto in accordance with Section 6.04.

         Additional Disclosure:  As defined in Section 3.18(a)(v).

         Additional Form 10-D Disclosure:  As defined in Section 3.18(a)(i).

         Additional Form 10-K Disclosure:  As defined in Section 3.18(a)(iv).

         Affiliate:  As to any  Person,  any  other  Person  controlling,  controlled  by or under  common control with such Person.  "Control"  means the power to direct the  management  and policies of a Person, directly or  indirectly,  whether  through  ownership  of voting  securities,  by  contract or  otherwise.
"Controlled" and "Controlling"  have meanings  correlative to the foregoing.  The Trustee may conclusively presume that a Person is not an Affiliate of another  Person unless a  Responsible  Officer of the Trustee has actual knowledge to the contrary.

         Aggregate  Subordinate  Optimal  Principal  Amount:  The Group II Aggregate  Subordinate  Optimal
Principal Amount or the Group III Aggregate Subordinate Optimal Principal Amount, as applicable.

         Agreement:  This  Pooling and  Servicing  Agreement  and all  amendments  hereof and  supplements hereto.

         Allocable  Share:  With  respect  to (A) any Class of Group II  Subordinate  Certificates  on any
Distribution  Date,  an amount  equal to the  product of (i) the Group II  Aggregate  Subordinate  Optimal
Principal  Amount and (ii) the fraction,  the numerator of which is the Certificate  Principal  Balance of such Class and the denominator of which is the aggregate  Certificate  Principal Balance of all Classes of the Group II  Subordinate  Certificates  and (B) any Class of Group III  Subordinate  Certificates  on any
Distribution  Date,  an amount  equal to the product of (i) the Group III  Aggregate  Subordinate  Optimal
Principal  Amount and (ii) the fraction,  the numerator of which is the Certificate  Principal  Balance of such Class and the denominator of which is the aggregate  Certificate  Principal Balance of all Classes of the  Group  III  Subordinate  Certificates;  provided,  however,  that no Class  of  Group II  Subordinate
Certificates  or  Group  III  Subordinate  Certificates  (other  than  the  outstanding  Class of Group II
Subordinate  Certificates or Group III Subordinate  Certificates  with the lowest  numerical  designation)
shall be entitled on any Distribution Date to receive  distributions  pursuant to clauses (ii),  (iii) and
(v) of the definition of Group II Subordinate  Optimal  Principal Amount or Group III Subordinate  Optimal
Principal  Amount,  as  applicable,  unless the related  Class  Prepayment  Distribution  Trigger for such
Distribution  Date has been satisfied (any amount  distributable  pursuant to clauses (ii),  (iii) and (v)
of the  definition of Group II  Subordinate  Optimal  Principal  Amount or Group III  Subordinate  Optimal
Principal  Amount, as applicable,  shall be distributed  among the related Classes entitled  thereto,  pro rata  based  on  their  respective  Certificate  Principal  Balances);  provided,  further,  that  if on a
Distribution  Date, the Certificate  Principal  Balance of any Class of Group II Subordinate  Certificates
or Group III Subordinate  Certificates  for which the related  Class Prepayment  Distribution  Trigger has been  satisfied is reduced to zero,  such Class's  remaining  Allocable  Share shall be distributed to the remaining  Classes  of  Group II  Subordinate  Certificates  or Group  III  Subordinate  Certificates,  as
applicable,  sequentially  beginning with the Class with the lowest numerical  designation in reduction of their respective Certificate Principal Balances.

         Applicable Credit Rating:  For any long-term  deposit or security,  a credit rating of AAA in the case of S&P or Aaa in the case of Moody's  (or with  respect  to  investments  in money  market  funds,  a credit  rating of "AAAm" or "AAAm-G" in the case of S&P and the highest  rating given by Moody's for money market funds in the case of Moody's).  For any short-term deposit or security,  or a rating of A-l+ in the case of S&P or Prime-1 in the case of Moody's.

         Applicable  State Law: For purposes of  Section 9.12(d),  the  Applicable  State Law shall be (a)
the law of the  State of New York and (b) such  other  state  law  whose  applicability  shall  have  been brought to the  attention of the  Securities  Administrator  and the Trustee by either  (i) an  Opinion of
Counsel  reasonably  acceptable to the  Securities  Administrator  and the Trustee  delivered to it by the
Master Servicer or the Depositor,  or (ii) written  notice from the appropriate taxing authority as to the applicability of such state law.

         Applied  Realized  Loss  Amount:  With  respect to any  Distribution  Date and a Class of Group I
Offered  Certificates  and Class I-B-3  Certificates,  the sum of the Realized  Losses with respect to the
Group I Mortgage  Loans,  which are to be applied in reduction  of the  Certificate  Principal  Balance of such Class of Group I Offered  Certificates  pursuant to this  Agreement in an amount equal to the amount, if any, by which,  (i) the  aggregate  Certificate  Principal  Balance of all of the Group I  Certificates
(after all  distributions  of principal on such  Distribution  Date)  exceeds  (ii) the  aggregate  Stated
Principal  Balance of all of the Group I Mortgage Loans for such  Distribution  Date. The Applied Realized
Loss Amount shall be allocated first to the Class I-B-3 Certificates,  the Class I-B-2  Certificates,  the
Class I-B-1  Certificates,  the Class I-M-2 Certificates and the Class I-M-1  Certificates,  in that order
(so  long as  their  respective  Certificate  Principal  Balances  have not been  reduced  to  zero),  and thereafter  the  Applied  Realized  Loss  Amount  with  respect  to the Group I Mortgage  Loans,  shall be allocated  first to the Class  I-A-2  Certificates  and then to the Class  I-A-1  Certificates,  until the
Certificate Principal Balance of each such Class has been reduced to zero.

         Appraised  Value:  For any Mortgaged  Property  related to a Mortgage  Loan, the amount set forth as the appraised  value of such  Mortgaged  Property in an appraisal  made for the mortgage  originator in connection with its origination of the related Mortgage Loan.

         Assessment of Compliance:  As defined in Section 3.17.

         Assignment  Agreements:  The  agreements  attached  hereto as Exhibit I,  whereby  the  Servicing
Agreements and related Recognition  Agreements (as defined therein),  if applicable,  were assigned to the
Trustee for the benefit of the Certificateholders.

         Assumed  Final  Distribution  Date:  With respect to each Class of Group I Offered  Certificates, the  Distribution  Date occurring in June 2046, or if such day is not a Business Day, the next  succeeding
Business  Day.  With  respect  to each  Class of Group II  Offered  Certificates,  the  Distribution  Date
occurring in August 2046,  or if such day is not a Business  Day, the next  succeeding  Business Day. With respect to each class of Group III Offered  Certificates,  the  Distribution  Date  occurring  in February
2034, or if such day is not a Business Day, the next succeeding Business Day.

         Attestation Report:  As defined in Section 3.17.

         Attesting Party:  As defined in Section 3.17.

         Available  Funds:  With  respect to any  Distribution  Date and Loan Group II and Loan Group III,
an amount equal to the  aggregate  of the  following  amounts with respect to the Group II Mortgage  Loans and the  Group  III  Mortgage  Loans,  respectively:  with  respect  to the  related  Loan  Group  (a) all previously  undistributed  payments on account of principal  (including the principal portion of Scheduled
Payments,  Principal  Prepayments  and  the  principal  portion  of  Net  Liquidation  Proceeds and, with respect to the initial Distribution Date, the Special Deposit)  and  all previously  undistributed  payments on account of interest received after the Cut-off Date and on or prior to the related  Determination  Date, (b) any Monthly  Advances and Compensating  Interest  Payments by the
Servicer or the Master Servicer with respect to such  Distribution  Date, and (c) any reimbursed amount in connection  with  losses on  investments  of deposits in certain  eligible  investments  in respect of the
Group II Mortgage Loans and the Group III Mortgage Loans,  except:

                  (i)      all payments that were due on or before the Cut-off Date;

                  (ii)     all  Principal   Prepayments  and  Liquidation   Proceeds  received  after  the
applicable Prepayment Period;

                  (iii)    all payments,  other than Principal  Prepayments,  that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                  (iv)     amounts received on particular  Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                  (v)      amounts representing Monthly Advances determined to be Nonrecoverable Advances;
                  (vi)     any investment  earnings on amounts on deposit in the Distribution  Account and amounts permitted to be withdrawn from the Distribution Account pursuant to this Agreement;

                  (vii)    amounts  needed to pay the  Servicing  Fees or to reimburse any Servicer or the
Master  Servicer  for amounts  due under the  Servicing  Agreement  and the  Agreement  to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

                  (viii)   amounts  applied  to pay any  fees  with  respect  to any  lender-paid  primary mortgage insurance policy; and

                  (ix)     any expenses or other amounts  reimbursable to the Servicers,  the Trustee, the
Securities  Administrator,  the Master  Servicer and any Custodian  pursuant to Section 7.04(c) or Section
9.05.

         Back-Up Certification:  As defined in Section 3.18(a)(iv).

         Bank of America:  Bank of America, National Association, and its successor in interest.

         Bank of America  Recognition  Agreement:  The  Recognition  Agreement,  dated  December  1, 2006, between EMC and Bank of America, attached hereto as Exhibit I-2.

         Bank of America  Servicing  Agreement:  The  Amended and  Restated  Flow  Mortgage  Loan Sale and
Servicing  Agreement,  dated April 1, 2005,  as  modified  in the  Regulation  AB  Compliance  Addendum to
Amended and Restated Flow Mortgage Loan Sale and Servicing  Agreement,  dated  December 21, 2005,  between
EMC and Bank of America,  and as further amended by the Bank of America  Recognition  Agreement,  attached hereto as Exhibit H-1.

         Bankruptcy  Code:  The  United  States  Bankruptcy  Code,  as amended  as  codified  in 11 U.S.C.
§§ 101-1330.

         Bankruptcy  Loss:  With respect to any Mortgage  Loan,  any  Deficient  Valuation or Debt Service
Reduction related to such Mortgage Loan as reported by the Servicer to the Master Servicer.

         Basis Risk  Shortfall:  With respect to any  Distribution  Date and (1) the Class I-A,  Class I-M
and Class I-B  Certificates  for which the  Pass-Through  Rate is based upon the related Net Rate Cap with respect  to such  Certificates,  an amount  equal to the  excess,  if any,  of (a) the  amount of  Current
Interest  that  such  Class  would  have  been  entitled  to  receive  on such  Distribution  Date had the applicable  Pass-Though  Rate been  calculated  at a per annum rate  equal to the lesser of (i)  One-Month
LIBOR plus the related  Margin and (ii)   11.50% over (b) the amount of Current  Interest on such Class of
Offered  Certificates  calculated  using a  Pass-Though  Rate equal to the  related  Net Rate Cap for such
Distribution  Date and (2) the Class  III-A-1,  Class  III-A-2,  Class  III-B-1,  Class  III-B-2  or Class
III-B-3  Certificates for which the Pass-Through  Rate is based upon the related Net Rate Cap with respect to such  Certificates,  an amount  equal to the excess,  if any, of (a) the amount of Accrued  Certificate
Interest  that  such  Class  would  have  been  entitled  to  receive  on such  Distribution  Date had the applicable  Pass-Though  Rate been  calculated  at a per annum rate  equal to the lesser of (i)  One-Month
LIBOR plus the  related  Margin and (ii)   10.50% over (b) the amount of Accrued  Certificate  Interest on such Class of Offered  Certificates  calculated using a Pass-Though Rate equal to the related Net Rate Cap for such Distribution Date.

         Basis Risk Shortfall  Carry Forward  Amount:  With respect to any  Distribution  Date and (a) for the Class  I-A,  Class  I-M and Class I-B  Certificates,  the sum of the  Basis  Risk  Shortfall  for such
Distribution  Date and the Basis Risk Shortfall for all previous  Distribution  Dates not previously paid, together  with  interest  thereon at a rate equal to the lesser of (i)  One-Month  LIBOR plus the  related
Margin  and (ii)  11.50%  per  annum,  for such  Distribution  Date and (b) for the Class  III-A-1,  Class
III-A-2, Class III-B-1,  Class III-B-2 or Class III-B-3 Certificates,  the sum of the Basis Risk Shortfall
for  such  Distribution  Date and the  Basis  Risk  Shortfall  for all  previous  Distribution  Dates  not previously  paid,  together  with interest  thereon at a rate equal to the lesser of (i)  One-Month  LIBOR plus the related Margin and (ii) 10.50% per annum, for such Distribution Date.

         Book-Entry   Certificates:   Initially,   the  Senior   Certificates   and  Offered   Subordinate
Certificates.

         Business  Day:  Any day other than  (i) a  Saturday  or a Sunday,  or (ii) a day on which the New
York Stock Exchange or Federal Reserve is closed or on which banking  institutions in any  jurisdiction in which the Trustee,  the Master  Servicer,  Custodian,  any Servicer or the  Securities  Administrator  are
authorized or obligated by law or executive order to be closed.

         Cap  Contract:  With respect to any of the Class I-A-1,  Class I-A-2,  Class I-M-1,  Class I-M-2,
Class I-B-1, Class I-B-2 or Class I-B-3 Certificates,  the respective cap contracts,  dated as of December
28,  2006,  between the Trustee,  on behalf of the Trust for the benefit of the Class I-A-1,  Class I-A-2,
Class I-M-1,  Class I-M-2,  Class I-B-1,  Class I-B-2 or Class I-B-3  Certificateholders,  as the case may be,  and the  Counterparty,  together  with any  scheduling,  confirmations  or other  agreements  related thereto, attached hereto as Exhibit P.

         Cap Contract  Payment  Amount:  With respect to any  Distribution  Date and a Cap  Contract,  the amounts received from such Cap Contract, if any, on such Distribution Date.

         Certificate:  Any mortgage  pass-through  certificate  evidencing a beneficial ownership interest in the Trust Fund signed and  countersigned by the Securities  Administrator  in  substantially  the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5-1,  A-5-2,  A-6, A-7, A-8, A-9, A-10, A-12, A-13, A-14,
A-15 and A-16 with the blanks therein appropriately completed.

         Certificate  Owner:  Any Person who is the  beneficial  owner of a Certificate  registered in the name of the Depository or its nominee.

         Certificate  Principal  Balance:  With respect to any  Certificate  (other than the Class II-X-1,
Class II-BX-1,  Class II-BX-2 Class III-X-1,  Class I-XP,  Class II-XP,  Class B-IO,  Class R or Class R-X
Certificates) as of any  Distribution  Date, the initial  principal  amount of such Certificate  plus, any
Subsequent  Recoveries  added to the  Certificate  Principal  Balance  of such  Certificates  pursuant  to
Section 6.03 or Section 6.04  hereof, and reduced by (i) all amounts distributed on previous  Distribution
Dates  on  such  Certificate  with  respect  to  principal,  (ii) solely  in  the  case  of the  Group  II
Certificates  or the Group III  Certificates,  the  principal  portion of all Realized  Losses (other than
Realized  Losses  resulting from Debt Service  Reductions)  allocated prior to such  Distribution  Date to such Certificate,  taking account of the applicable Loss Allocation  Limitation,  (iii) solely in the case of the Group I  Certificates,  any  Applied  Realized  Loss  Amounts  allocated  to such Class on previous
Distribution  Dates,  and  (iv) in  the  case  of a  Group  II  Subordinate  Certificate  or a  Group  III
Subordinate  Certificate,  such  Certificate's  pro rata  share,  if any,  of the  applicable  Subordinate
Certificate   Writedown  Amount  for  previous   Distribution   Dates.   With  respect  to  any  Class  of
Certificates,  the Certificate  Principal Balance thereof will equal the sum of the Certificate  Principal
Balances of all Certificates in such Class. The initial  Certificate  Principal  Balance (if any) for each
Class of Certificates is set forth in Section 5.01(c)(iv).

         Certificate Register:  The register maintained pursuant to Section 5.02.

         Certificateholder:  A Holder of a Certificate.

         Certification Parties:  As defined in Section 3.18(a)(iv).

         Certifying Person:  As defined in Section 3.18(a)(iv).

         Chevy Chase: Chevy Chase Bank, F.S.B., and its successor in interest.

         Chevy Chase Recognition  Agreement:  The Recognition  Agreement,  dated December 1, 2006, between
EMC and HSBC, attached hereto as Exhibit I-4.

         Chevy Chase Servicing Agreement:  The Purchase,  Warranties and Servicing Agreement,  dated as of
July 1, 2001, as amended by Amendment  No. 1, dated as of January 13, 2003,  and Amendment No. 2, dated as of January 31, 2006,  between EMC and Chevy Chase,  and as further amended by the Chevy Chase  Recognition
Agreement, attached hereto as Exhibit H-2.

         Class:  With respect to the Certificates,  any of Class I-A-1,  Class I-A-2,  Class I-M-1,  Class
I-M-2,  Class I-B-1, Class I-B-2, Class I-B-3,  Class II-A-1,  Class II-A-2,  Class II-X-1,  Class II-B-1,
Class  II-BX-1,  Class II-B-2,  Class II-BX-2,  Class II-B-3,  Class II-B-4,  Class II-B-5,  Class II-B-6,
Class III-A-1,  Class III-A-2,  Class III-X-1, Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4,
Class III-B-5, Class III-B-6, Class R, Class R-X, Class B-IO, Class I-XP and Class II-XP Certificates.

         Class A Certificates:  The Class I-A, Class II-A and Class III-A Certificates.

         Class B Certificates:  The Class I-B, Class II-B and Class III-B Certificates.

         Class B-IO Advances:  As defined in Section 6.01(b).

         Class B-IO Distribution  Amount:  With respect to any Distribution Date, the Current Interest for the Class B-IO Certificates for such Distribution Date (which shall be deemed  distributable  with respect to the REMIC IV Regular Interest B-IO-I);  provided,  however,  that on and after the Distribution Date on which the aggregate  Certificate  Principal  Balance of the Group I Certificates has been reduced to zero, the Class B-IO Distribution Amount shall include the  Overcollateralization  Amount (which shall be deemed distributable,  first,  with  respect to the REMIC IV Regular  Interest  B-IO-I in respect of accrued  and unpaid  interest  thereon  until such  accrued and unpaid  interest  shall have been  reduced to zero and, thereafter,  with  respect to the REMIC IV Regular  Interest  B-IO-P in respect of the  principal  balance thereof).

         Class B-IO  Pass-Through  Rate: With respect to the Class B-IO  Certificates and any Distribution
Date or  REMIC IV  Regular  Interest  B-IO-I,  a per annum rate equal to the  percentage  equivalent  of a fraction,  the  numerator  of which is the sum of the amounts  calculated  pursuant to clauses (1) through
(3) below,  and the  denominator  of which is the aggregate  principal  balance of the  REMIC III  Regular
Interests.  For  purposes of  calculating  the  Pass-Through  Rate for the Class  B-IO-I  Certificates  or
REMIC IV Regular Interest B-IO-I, the numerator is equal to the sum of the following components:

     1.  the  Uncertificated  Pass-Through  Rate for REMIC III Regular Interest LT1 minus the Marker Rate, applied to a notional amount equal to the  Uncertificated  Principal Balance of REMIC III Regular
         Interest LT1;

     2.  the  Uncertificated  Pass-Through  Rate for REMIC III Regular Interest LT2 minus the Marker Rate, applied to a notional amount equal to the  Uncertificated  Principal Balance of REMIC III Regular
         Interest LT2; and

     3.  the  Uncertificated  Pass-Through  Rate for REMIC III Regular Interest LT4 minus twice the Marker
         Rate,  applied to a notional amount equal to the  Uncertificated  Principal  Balance of REMIC III
         Regular Interest LT4.

         Class I-A Certificates: The Class I-A-1 Certificates and the Class I-A-2 Certificates.

         Class I-A  Principal  Distribution  Amount:  For any  Distribution  Date,  an amount equal to the excess, if any, of (i) the Certificate  Principal Balance of the Class I-A Certificates  immediately prior to such  Distribution  Date over (ii) the  excess of (a) the  aggregate  Stated  Principal  Balance of the
Group I  Mortgage  Loans for such  Distribution  Date over (b) the  product  of (1) the  aggregate  Stated
Principal  Balance of the Group I Mortgage Loans for such  Distribution Date and (2) the sum of (x) 16.10%
and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

         Class I-B Certificates: The Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates.

         Class I-B-1 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-B-1  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution Amount on such Distribution Date),  (2) the Certificate  Principal Balance of the Class I-M-1
Certificates  (after taking into account the payment of the Class I-M-1 Principal  Distribution  Amount on
such Distribution  Date),  (3) the  Certificate  Principal Balance of the Class I-M-2 Certificates  (after taking into  account the payment of the Class I-M-2  Principal  Distribution  Amount on such  Distribution
Date) and (4) the  product of (x) the  aggregate  Stated  Principal  Balance of the Group I Mortgage Loans
for such  Distribution  Date and  (y) the  sum of 2.10% and the  Current  Specified  Overcollateralization
Percentage for such Distribution Date.

         Class I-B-2 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-B-2  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution Amount on such Distribution Date),  (2) the Certificate  Principal Balance of the Class I-M-1
Certificates  (after taking into account the payment of the Class I-M-1 Principal  Distribution  Amount on
such Distribution  Date),  (3) the  Certificate  Principal Balance of the Class I-M-2 Certificates  (after taking into  account the payment of the Class I-M-2  Principal  Distribution  Amount on such  Distribution
Date),  (4) the  Certificate  Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1  Principal  Distribution  Amount on such  Distribution  Date),  and (5) the product  of  (x) the  aggregate  Stated  Principal  Balance  of  the  Group  I  Mortgage  Loans  for  such
Distribution  Date and  (y) the sum of 1.10% and the Current  Specified  Overcollateralization  Percentage
for such Distribution Date.

         Class I-B-3 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-B-3  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution Amount on such Distribution Date),  (2) the Certificate  Principal Balance of the Class I-M-1
Certificates  (after taking into account the payment of the Class I-M-1 Principal  Distribution  Amount on
such Distribution  Date),  (3) the  Certificate  Principal Balance of the Class I-M-2 Certificates  (after taking into  account the payment of the Class I-M-2  Principal  Distribution  Amount on such  Distribution
Date),  (4) the  Certificate  Principal Balance of the Class I-B-1 Certificates (after taking into account the  payment  of the Class  I-B-1  Principal  Distribution  Amount  on such  Distribution  Date),  (5) the
Certificate  Principal Balance of the Class I-B-2  Certificates  (after taking into account the payment of the Class I-B-2 Principal  Distribution  Amount on such Distribution Date), and (6) the product of (x) the aggregate Stated Principal  Balance of the Group I Mortgage Loans for such  Distribution  Date and (y) the
Current Specified Overcollateralization Percentage for such Distribution Date.

         Class I-M Certificates: The Class I-M-1 Certificates and the Class I-M-2 Certificates.

         Class I-M-1 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-M-1  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution  Amount on such Distribution  Date) and (2) the product of (x) the aggregate Stated Principal
Balance  of the Group I  Mortgage  Loans for such  Distribution  Date and  (y) the  sum of  (I) 9.20%  and
(II) the Current Specified Overcollateralization Percentage for such Distribution Date.

         Class I-M-2 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-M-2  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution Amount on such Distribution Date),  (2) the Certificate  Principal Balance of the Class I-M-1
Certificates  (after taking into account the payment of the Class I-M-1 Principal  Distribution  Amount on
such  Distribution  Date) and (3) the product of (x) the aggregate Stated Principal Balance of the Group I
Mortgage  Loans for such  Distribution  Date and (y) the sum of (I) 5.00% and (II) the  Current  Specified
Overcollateralization Percentage for such Distribution Date.

         Class II-A Certificates:  The Class II-A-1 Certificates and Class II-A-2 Certificates.

         Class II-B  Certificates:  The Class II-B-1,  Class II-B-2,  Class  II-B-3,  Class II-B-4,  Class
II-B-5 and Class II-B-6 Certificates.

         Class II-X Certificates:  The Class II-X-1, Class II-BX-1 and Class II-BX-2 Certificates.

         Class III-A Certificates:  The Class III-A-1 Certificates and the Class III-A-2 Certificates.

         Class III-B  Certificates:  The Class  III-B-1,  Class  III-B-2,  Class  III-B-3,  Class III-B-4,
Class III-B-5 and Class III-B-6 Certificates.

         Class  Prepayment  Distribution  Trigger:  For (i) a Class of Group II  Subordinate  Certificates
for any  Distribution  Date,  the  Class Prepayment  Distribution  Trigger is  satisfied  if the  fraction
(expressed as a  percentage),  the numerator of which is the aggregate  Certificate  Principal  Balance of such Class and each  Class of  Group II  Subordinate  Certificates  subordinate  thereto,  if any, and the denominator  of which is the  Stated  Principal  Balance of all of the Group II  Mortgage  Loans as of the
related Due Date,  equals or exceeds such percentage  calculated as of the Closing Date or (ii) a Class of
Group III Subordinate  Certificates for any Distribution Date, the  Class Prepayment  Distribution Trigger
is  satisfied  if the fraction  (expressed  as a  percentage),  the  numerator  of which is the  aggregate
Certificate  Principal  Balance  of such  Class  and  each  Class of Group  III  Subordinate  Certificates subordinate  thereto,  if any, and the denominator of which is the Stated Principal  Balance of all of the
Group III Mortgage Loans as of the related Due Date,  equals or exceeds such  percentage  calculated as of the Closing Date.

         Class R Certificate:  Any of the Class R  Certificates  substantially  in the form annexed hereto as Exhibit A-5-1 and  evidencing  ownership of interests  designated  as "residual  interests" in REMIC I,
REMIC II,  REMIC  III and  REMIC IV for  purposes  of the  REMIC  Provisions.  Component I  of the Class R
Certificates  is  designated  as the sole class of  "residual  interest" in REMIC I,  Component II  of the
Class R  Certificates  is designated as the sole class of "residual  interest" in REMIC II,  Component III of the Class R  Certificates  is  designated  as the sole class of  "residual  interest"  in REMIC III and
Component IV  of the Class R  Certificates  is  designated  as the sole class of  "residual  interest"  in
REMIC IV.

         Class R-X  Certificates:  Any of the  Class R-X  Certificates  substantially  in the form annexed hereto as Exhibit A-5-2 and  evidencing  ownership of the  "residual  interest" in REMIC V for purposes of the REMIC Provisions.

         Class XP  Certificates:  Any of the Class  I-XP  Certificates  and the Class  II-XP  Certificates
substantially in the form attached hereto as Exhibit A-7-1 and as Exhibit A-7-2, respectively.

         Class  XP  Reserve   Account:   The  account   established   and  maintained  by  the  Securities
Administrator pursuant to Section 4.07 hereof.

         Closing Date:  December 28, 2006.

         Commission:  The U.S. Securities and Exchange Commission.

         Compensating Interest Payment:  As defined in Section 6.09.

         Corporate  Trust Office:  The designated  office of the Trustee or Securities  Administrator,  as applicable,  where at any  particular  time its respective  corporate  trust business with respect to this
Agreement  shall be  administered.  The Corporate Trust Office of the Trustee at the date of the execution of this Agreement is located at 388 Greenwich  Street,  14th Floor,  New York, New York 10013,  Attention:
Structured  Finance  Agency  &  Trust  BSALTA  2006-8.  The  Corporate  Trust  Office  of  the  Securities
Administrator  at the date of the  execution  of this  Agreement  is located at 9062 Old  Annapolis  Road,
Columbia,  Maryland  21045,  Attention:   Corporate  Trust  Group,  BSALTA  2006-8.  For  the  purpose  of registration  and transfer and exchange only, the Corporate  Trust Office of the Securities  Administrator
shall  be  located  at Sixth  Street  and  Marquette  Avenue,  Minneapolis,  Minnesota  55479,  Attention:
Corporate Trust Group, BSALTA 2006-8.

         Counterparty:  Bear Stearns Financial Products Inc. and any successor  thereto,  or any successor counterparty under the Cap Contracts.

         Countrywide:  Countrywide Home Loans Servicing LP, and its successor in interest.

         Countrywide  Recognition Agreement:  The Recognition  Agreement,  dated December 1, 2006, between
EMC and HSBC, attached hereto as Exhibit I-6.

         Countrywide Servicing Agreement: The        Seller's  Warranties and Servicing  Agreement,  dated
as of September  1, 2002,  as amended on January 1, 2003,  as amended on September 1, 2004,  as amended by
Amendment Reg AB dated January 1, 2006, and as further amended by the Countrywide  Recognition  Agreement, attached hereto as Exhibit H-3.

         Cross-Over Date:  The Group II Cross-Over Date or the Group III Cross-Over Date, as applicable.

         Current  Interest:  As of any  Distribution  Date,  with respect to each Class of Group I Offered
Certificates  and the Class I-B-3  Certificates,  (i) the interest  accrued on the  Certificate  Principal
Balance during the related  Interest  Accrual Period at the applicable  Pass-Through  Rate plus any amount previously  distributed  with  respect to  interest  for such  Certificate  that has been  recovered  as a voidable  preference  by a  trustee  in  bankruptcy  minus  (ii)  the sum of (a) any  Prepayment  Interest
Shortfall for such  Distribution  Date, to the extent not covered by  Compensating  Interest  Payments and
(b) any  shortfalls  resulting  from the  application  of the Relief Act during the  related  Due  Period;
provided,  however,  that for  purposes  of  calculating  Current  Interest  for any such  Class,  amounts specified in clauses  (ii)(a) and (ii)(b) hereof for any such  Distribution  Date shall be allocated first to the  Class  B-IO  Certificates  and  the  Class  R  Certificates  in  reduction  of  amounts  otherwise distributable  to such  Certificates on such  Distribution  Date and then any excess shall be allocated to each other Class of Certificates  pro rata based on the respective  amounts of interest  accrued  pursuant to clause (i) hereof for each such Class on such Distribution Date.

         Current Specified  Enhancement  Percentage:  For any Distribution Date, a percentage  obtained by dividing  (x) the sum of (i) the  aggregate  Certificate  Principal  Balance  of the  Group I  Subordinate
Certificates  and (ii) the  Overcollateralization  Amount,  in each case prior to the  distribution of the
Principal  Distribution  Amount on such  Distribution  Date, by (y) the aggregate Stated Principal Balance of the Group I Mortgage  Loans as of the end of the  related Due Period  (after  reduction  for  Principal
Prepayments  and Realized  Losses on the Group I Mortgage  Loans  incurred  during the related  Prepayment
Period).

         Current Specified  Overcollateralization  Percentage:  For any Distribution  Date, the percentage equivalent  of a fraction,  the numerator of which is the  Overcollateralization  Target  Amount,  and the
denominator  of which is the aggregate  Stated  Principal  Balance of the Group I Mortgage  Loans for such
Distribution Date.

         Custodial Agreement:  The custodial  agreement,  dated as of the Closing Date, among the Trustee,
Structured Asset Mortgage  Investments II Inc., as company,  Wells Fargo Bank,  National  Association,  as
Master Servicer and Securities  Administrator,  and Wells Fargo Bank, National Association,  as Custodian,
substantially in the form of Exhibit G hereto.

         Custodian:  Wells  Fargo  Bank,  National  Association,  or  any  successor  custodian  appointed pursuant to the provisions hereof and of the Custodial  Agreement,  with respect to the Mortgage Loans set forth on Schedule I to the Custodial Agreement.

         Cut-off Date:  December 1, 2006.

         Cut-off Date Balance:  $1,381,618,063.91.

         Debt Service  Reduction:  Any reduction of the Scheduled  Payments which a Mortgagor is obligated to pay with respect to a Mortgage  Loan as a result of any  proceeding  under the  Bankruptcy  Code or any other similar state law or other proceeding.

         Deficient  Valuation:  With respect to any Mortgage  Loan, a valuation of the Mortgaged  Property by a court of competent  jurisdiction in an amount less than the then outstanding  indebtedness  under the
Mortgage Loan,  which  valuation  results from a proceeding  initiated  under the  Bankruptcy  Code or any other similar state law or other proceeding.

         Delinquent:  A Mortgage Loan is  "Delinquent"  if any payment due thereon is not made pursuant to the terms of such  Mortgage  Loan by the close of business on the day such payment is scheduled to be due.
A Mortgage  Loan is "30 days  delinquent"  if such payment has not been  received by the close of business on the last  day of the  month  immediately  succeeding  the  month in which  such  payment  was due.  For example,  a  Mortgage  Loan with a  payment  due on  December  1 that  remained  unpaid as of the close of business on January 31 would then be  considered  to be 30 to 59 days  delinquent.  Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Depositor:  Structured  Asset  Mortgage  Investments  II Inc.,  a  Delaware  corporation,  or its successors in interest.

         Depositor Information:  As defined in Section 3.18(c).

         Depository:  The Depository  Trust Company,  the nominee of which is Cede & Co., or any successor thereto.

         Depository Agreement:  The meaning specified in Section 5.01(a) hereof.

         Depository  Participant:  A broker,  dealer, bank or other financial  institution or other Person for whom  from  time to time the  Depository  effects  book-entry  transfers  and  pledges  of  securities deposited with the Depository.

         Designated Depository  Institution:  A depository  institution  (commercial bank, federal savings bank,  mutual  savings  bank or savings  and loan  association)  or trust  company  (which may include the
Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

         Determination  Date:  With respect to each Mortgage  Loan, the  Determination  Date as defined in the Servicing Agreement.

         Disqualified  Organization:   Any  of  the  following:   (i) the  United  States,  any  State  or
political  subdivision  thereof,  any possession of the United States, or any agency or instrumentality of any of the foregoing  (other than an  instrumentality  which is a corporation if all of its activities are subject to tax and,  except for the  Freddie  Mac or any  successor  thereto,  a majority  of its board of directors is not selected by such  governmental  unit),  (ii) any foreign  government,  any  international organization,  or any agency or instrumentality  of any of the foregoing,  (iii) any  organization  (other than certain  farmers'  cooperatives  described in  Section 521  of the Code) which is exempt from the tax imposed by  Chapter 1 of the Code  (including  the tax  imposed by  Section 511  of the Code on  unrelated
business   taxable   income),   (iv)   rural   electric   and   telephone    cooperatives   described   in
Section 1381(a)(2)(C)  of the Code or (v) any other  Person so  designated  by the  Trustee  based upon an
Opinion of Counsel  that the holding of an  ownership  interest in a Residual  Certificate  by such Person may cause any 2006-8  REMIC  contained  in the Trust or any Person  having an  ownership  interest  in the
Residual  Certificate  (other than such Person) to incur a liability for any federal tax imposed under the
Code that would not  otherwise  be imposed  but for the  transfer of an  ownership  interest in a Residual
Certificate to such Person.  The terms "United States,"  "State" and  "international  organization"  shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution  Account:  The trust account or accounts  created and  maintained by the  Securities
Administrator  pursuant to  Section 4.04,  which shall be  denominated  "Citibank,  N.A., as Trustee f/b/o holders of Structured  Asset  Mortgage  Investments  II Inc.,  Bear Stearns  ALT-A Trust 2006-8,  Mortgage
Pass-Through  Certificates,  Series 2006-8 - Distribution  Account." The Distribution  Account shall be an
Eligible Account.

         Distribution Account Deposit Date:  The Business Day prior to each Distribution Date.

         Distribution  Date: The 25th day of any month,  beginning in the month immediately  following the month of the Closing  Date,  or, if such 25th day is not a Business  Day,  the  Business  Day  immediately following.

         Distribution  Report:  The  Asset-Backed  Issuer  Distribution  Report  pursuant to Section 13 or
15(d) of the Exchange Act.

         DTC  Custodian:  Wells  Fargo  Bank,  National  Association,  or its  successors  in  interest as custodian for the Depository.

         Due Date:  With  respect to each  Mortgage  Loan,  the date in each month on which its  Scheduled
Payment  is due if such due date is the first day of a month and  otherwise  is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

         Due  Period:  With  respect  to  any  Distribution  Date  and  each  Mortgage  Loan,  the  period commencing on the second day of the month  preceding  the calendar  month in which the  Distribution  Date occurs and ending at the close of  business on the first day of the month in which the  Distribution  Date occurs.

         EDGAR:  As defined in Section 3.18.

         Eligible Account:  Any of (i) a segregated  account  maintained with a federal or state chartered depository  institution  (A) the  short-term  obligations  of which are rated A-1 or better by  Standard &
Poor's  and P-1 by Moody's at the time of any  deposit  therein or (B)  insured by the FDIC (to the limits established  by such  Corporation),  the uninsured  deposits in which  account are otherwise  secured such that, as evidenced by an Opinion of Counsel  (obtained by the Person  requesting  that the account be held pursuant to this clause (i))  delivered to the  Securities  Administrator  prior to the  establishment  of such  account,  the  Certificateholders  will have a claim with respect to the funds in such account and a perfected first priority  security  interest  against any collateral  (which shall be limited to Permitted
Investments,  each of which  shall  mature not later  than the  Business  Day  immediately  preceding  the
Distribution  Date next following the date of investment in such  collateral or the  Distribution  Date if such Permitted  Investment is an obligation of the institution  that maintains the  Distribution  Account)
securing  such funds that is  superior  to claims of any other  depositors  or  general  creditors  of the depository  institution  with which  such  account  is  maintained,  (ii) a  segregated  trust  account or accounts maintained with a federal or state chartered  depository  institution or trust company with trust powers  acting in its  fiduciary  capacity  or (iii) a  segregated  account or  accounts  of a  depository institution  acceptable to the Rating  Agencies (as  evidenced in writing by the Rating  Agencies that use of any such  account  as the  Distribution  Account  will not have an adverse  effect on the  then-current ratings  assigned to the Classes of Certificates  then rated by the Rating  Agencies).  Eligible  Accounts may bear interest.

         EMC:  EMC Mortgage Corporation, and any successor thereto.

         EMC  Servicing  Agreement:  The  Servicing  Agreement,  dated as of  December  1,  2006,  between
Structured Asset Mortgage Investments II Inc. and EMC as attached hereto as Exhibit H-4.

         ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

         Event of Default:  As defined in Section 8.01.

         EverHome:  EverHome Mortgage Company, and any successor thereto.

         Everhome Recognition Agreement:  The Recognition  Agreement,  dated December 1, 2006, between EMC and Everhome, attached hereto as Exhibit I-8.

         EverHome  Servicing  Agreement:  The  Subservicing  Agreement,  dated as of  August 1,  2002,  as amended  by  Amendment  No. 1,  dated as of January 1,  2006,  between  EverHome  and EMC,  and as further amended by the Everhome Recognition Agreement, as attached hereto as Exhibit H-5.

         Excess Cashflow:  With respect to any  Distribution  Date, the sum of (i) Remaining Excess Spread
for such  Distribution  Date and (ii)  Overcollateralization  Release Amount for such  Distribution  Date;
provided,  however,  that the Excess Cashflow shall include  Principal Funds on and after the Distribution
Date on which the aggregate  Certificate  Principal Balance of the Class I-A-1,  Class I-A-2, Class I-M-1,
Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3  Certificates has been reduced to zero (other than
Principal  Funds  otherwise  distributed to the Holders of Class I-A-1,  Class I-A-2,  Class I-M-1,  Class
I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates on such Distribution Date).

         Excess  Liquidation  Proceeds:  To the extent that such amount is not  required by law to be paid to the related Mortgagor,  the amount, if any, by which Liquidation  Proceeds with respect to a Liquidated
Mortgage Loan exceed the sum of (i) the  Outstanding  Principal  Balance of such Mortgage Loan and accrued but unpaid interest at the related  Mortgage  Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

         Excess Spread:  With respect to any  Distribution  Date, the excess,  if any, of (i) the Interest
Funds  for such  Distribution  Date  over  (ii) the sum of the  Current  Interest  on the  Group I Offered
Certificates,   the  Class  I-B-3  Certificates  and  Interest  Carryforward  Amounts  on  the  Class  I-A
Certificates, in each case on such Distribution Date.

         Exchange Act:  Securities Exchange Act of 1934, as amended.

         Exchange  Act  Reports:  Any reports  required to be filed  pursuant to Sections  3.17,  3.18 and
3.23 of this Agreement.

         Extra Principal  Distribution  Amount:  With respect to any Distribution  Date, an amount derived from Excess  Spread  equal to the lesser of (i) the excess,  if any, of the  Overcollateralization  Target
Amount for such  Distribution  Date over the  Overcollateralization  Amount for such Distribution Date and
(ii) the Excess Spread for such Distribution Date.

         Fannie Mae:  Federal National Mortgage Association and any successor thereto.

         FDIC:  Federal Deposit Insurance Corporation and any successor thereto.

         Final  Certification:  The  certification  substantially  in the  form  of  Exhibit Three  to the
Custodial Agreement.

         Fiscal  Quarter:  December 1 through  the last day of  February,  March 1 through  May 31, June 1 through August 31, or September 1 through November 30, as applicable.

         Form 8-K Disclosure Information:  As defined in Section 3.18(a)(iii).

         Fractional  Undivided Interest:  With respect to any Class of  Certificates (other than the Class
XP  Certificates),  the  fractional  undivided  interest  evidenced by any  Certificate  of such Class the numerator of which is the Certificate  Principal  Balance of such Certificate and the denominator of which is the  Certificate  Principal  Balance of such  Class.  With  respect to the Class XP  Certificates,  the percentage  interest stated  thereon.  With respect to the  Certificates in the aggregate,  the fractional undivided  interest  evidenced  by (i) the  Residual  Certificates  will be deemed to equal  1.00% (in the aggregate),  (ii) the Class B-IO  Certificates  will be deemed to equal 1.00% and (iii) a  Certificate  of any other  Class will be deemed to equal 98.00%  multiplied  by a fraction,  the numerator of which is the
Certificate  Principal  Balance  of such  Certificate  and  the  denominator  of  which  is the  aggregate
Certificate Principal Balance of all the Certificates other than the Class B-IO Certificates.

         Freddie  Mac:  Freddie  Mac,  formerly  the  Federal  Home  Loan  Mortgage  Corporation,  and any
successor thereto.

         GMAC: GMAC Mortgage Corporation, and its successor in interest.

         GMAC Recognition Agreement:  The Recognition  Agreement,  dated December 1, 2006, between EMC and
HSBC, attached hereto as Exhibit I-10.

         GMAC  Servicing  Agreement:  The  Servicing  Agreement,  dated as of May 1,  2001,  as amended by
Amendment No. 1, dated as of October 1, 2001,  Amendment  No. 2, dated as of July 31, 2002,  and Amendment
No.  3 dated  as of  December  20,  2005,  between  EMC and  GMAC,  and as  further  amended  by the  GMAC
Recognition Agreement attached hereto as Exhibit H-6.

         Global  Certificate:  Any Private  Certificate  registered  in the name of the  Depository or its nominee,  beneficial  interests in which are reflected on the books of the Depository or on the books of a
Person maintaining an account with such Depository  (directly or as an indirect  participant in accordance with the rules of such depository).

         Gross Margin:  As to each Mortgage Loan, the fixed  percentage set forth in the related  Mortgage
Note and indicated on the Mortgage Loan  Schedule  which  percentage is added to the related Index on each
Interest  Adjustment Date to determine  (subject to rounding,  the minimum and maximum  Mortgage  Interest
Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

         Group I  Certificates:  The Group I Senior  Certificates,  the Group I  Subordinate  Certificates
and the Group I Non-Offered Subordinate Certificates.

         Group I Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         Group I  Non-Offered  Subordinate  Certificates:  The Class  I-B-3,  Class  I-XP and  Class  B-IO
Certificates.

         Group I  Offered  Certificates:  The  Group  I  Senior  Certificates  and  the  Group  I  Offered
Subordinate Certificates.

         Group I Offered  Subordinate  Certificates:  The Class I-M-1,  Class I-M-2, Class I-B-1 and Class
I-B-2 Certificates.

         Group I Senior Certificates: The Class I-A Certificates.

         Group I Significance  Estimate:  With respect to any  Distribution  Date, and in accordance  with
Item 1115 of Regulation AB, shall be an amount determined based on the reasonable  good-faith  estimate by the Depositor of the aggregate  maximum probable  exposure of the outstanding  Group I Certificates to the related Cap Contract.

         Group I Significance  Percentage:  With respect to any Distribution  Date, and in accordance with
Item 1115 of Regulation AB, shall be an percentage  equal to the Group I Significance  Estimate divided by the  aggregate  outstanding  Certificate  Principal  Balance  of the  Group I  Certificates,  prior to the distribution of the related Principal Distribution Amount on such Distribution Date.

         Group I Subordinate  Certificates:  The Group I Offered Subordinate  Certificates and the Group I
Non-Offered Subordinate Certificates.

         Group I-A Certificates: The Class I-A-1 Certificates and Class I-A-2 Certificates.

         Group  II  Certificates:   The  Group  II  Senior  Certificates  and  the  Group  II  Subordinate
Certificates.

         Group II  Cross-Over  Date:  The  first  Distribution  Date on which  the  aggregate  Certificate
Principal Balances of the Group II Subordinate Certificates has been reduced to zero.

         Group II Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         Group II  Non-Offered  Subordinate  Certificates:  The Class II-B-4,  Class II-B-5,  Class II-B-6
and Class II-XP Certificates.

         Group II  Offered  Certificates:  The  Group II  Senior  Certificates  and the  Group II  Offered
Subordinate Certificates.

         Group II Offered  Subordinate  Certificates:  The Class  II-B-1,  Class  II-BX-1,  Class  II-B-2,
Class II-BX-2 and Class II-B-3 Certificates.

         Group II Senior Certificates:  The Class II-A-1, Class II-A-2 and Class II-X-1 Certificates.
         Group II Senior  Optimal  Principal  Amount:  With  respect  to each  Distribution  Date and Loan
Group II, an amount equal to the sum,  without  duplication,  of the  following  (but in no event  greater than the aggregate Certificate  Principal Balances of the Group II Certificates  immediately prior to such
Distribution Date):

                  (i)      the  Group II Senior  Percentage  of the  principal  portion  of all  Scheduled
Payments  due on each  Outstanding  Group II Mortgage  Loans on the related Due Date as  specified  in the
amortization   schedule  at  the  time  applicable  thereto  (after  adjustments  for  previous  Principal
Prepayments  but before any  adjustment  to such  amortization  schedule  by reason of any  bankruptcy  or similar  proceeding or any moratorium or similar waiver or grace period if the related  Distribution  Date occurs prior to the related Cross-over Date);

                  (ii)     the Group II Senior  Prepayment  Percentage of the Stated Principal  Balance of
each Group II  Mortgage  Loan which was the  subject of a  Principal  Prepayment  in full  received by the
Servicers during the related Prepayment Period;

                  (iii)    the  Group  II  Senior  Prepayment   Percentage  of  amount  of  all  Principal
Prepayments  in part  allocated  to  principal  received by the  Servicers  during the related  Prepayment
Period in respect to each Group II Mortgage Loan;

                  (iv)     the lesser of (a) the Group II Senior  Prepayment  Percentage of the sum of (A)
all Net  Liquidation  Proceeds  allocable to principal  received in respect of each Group II Mortgage Loan that became a Liquidated  Mortgage Loan during the related  Prepayment  Period (other than Mortgage  Loans described in the immediately  following clause (B)) and all Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage  Loan in Loan  Group II  during  the  related  Due  Period  and (B) the  Stated
Principal  Balance of each such  Mortgage  Loan  purchased by an insurer from the Trust during the related
Prepayment  Period pursuant to the related Primary  Mortgage  Insurance  Policy,  if any, or otherwise and
(b) the  related  Senior  Percentage  of the sum of (A) the  Stated  Principal  Balance  of each  Group II
Mortgage  Loan which became a Liquidated  Mortgage Loan during the related  Prepayment  Period (other than the Mortgage  Loans  described in the  immediately  following  clause (B)) and all  Subsequent  Recoveries received in respect of each  Liquidated  Mortgage  Loan in the Loan Group II during the related Due Period and (B) the Stated  Principal  Balance of each such  Mortgage  Loan that was  purchased by an insurer from the Trust  during the  related  Prepayment  Period  pursuant  to the related  Primary  Mortgage  Insurance
Policy, if any or otherwise;

                  (v)      any  amount  allocated  to the  Available  Funds of Loan Group II  pursuant  to
Section 6.02(i)(a)(C); and

                  (vi)     the  Group  II  Senior  Prepayment  Percentage  of the  sum of (a)  the  Stated
Principal  Balance of each Group II Mortgage Loan that was  repurchased by the Sponsor in connection  with such  Distribution  Date  and (b) the  excess,  if any,  of the  Stated  Principal  Balance  of a Group II
Mortgage  Loan that has been  replaced by the Sponsor  with a  substitute  Mortgage  Loan  pursuant to the
Mortgage  Loan Purchase  Agreement in connection  with such  Distribution  Date over the Stated  Principal
Balance of such substitute Mortgage Loan.

         Group II Senior  Percentage:  With respect to Loan Group II,  initially  92.50%.  With respect to any  Distribution  Date and Loan Group II, the lesser of  (i) 100%  and  (ii) the  percentage  obtained by dividing the aggregate  Certificate  Principal Balance of the Group II Senior  Certificates in immediately preceding  such  Distribution  Date by the  aggregate  Stated  Principal  Balance of the Group II Mortgage
Loans as of the beginning of the related Due Period.

         Group II Senior  Prepayment  Percentage:  With respect to Loan Group II and any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)                              Group II Senior Prepayment Percentage

January 2007 - December 2013                          100%

January 2014 - December 2014                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates plus 70% of the Subordinate Percentage

January 2015 - December 2015                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates plus 60% of the Subordinate Percentage

January 2016 - December 2016                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates plus 40% of the Subordinate Percentage

January 2017 - December 2017                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates plus 20% of the Subordinate Percentage

January 2018 and thereafter                           Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates.

         In  addition,  no  reduction  of the  Group II  Senior  Prepayment  Percentage  for the  Group II
Certificates  shall occur on any Distribution  Date unless, as of the last day of the month preceding such
Distribution  Date, (A) the aggregate Stated  Principal  Balance of the Group II Mortgage Loans Delinquent
60 days or more  (including for this purpose any such Group II Mortgage Loans in foreclosure  and Group II
Mortgage  Loans with  respect to which the related  Mortgaged  Property  has been  acquired by the Trust), averaged  over the last six months,  as a percentage  of the sum of the  aggregate  Certificate  Principal
Balance of the Group II Subordinate  Certificates does not exceed 50%; and (B) cumulative  Realized Losses on the Group II  Mortgage  Loans do not  exceed (a) 30% of the  Original  Group II  Subordinate  Principal
Balance if such  Distribution  Date occurs  between and including  January 2014 and December 2014, (b) 35%
of the Original  Group II  Subordinate  Principal  Balance if such  Distribution  Date occurs  between and including  January 2015 and December 2015, (c) 40% of the Original Group II Subordinate  Principal Balance
if such  Distribution  Date occurs  between and including  January 2016 and December  2016, (d) 45% of the
Original Group II Subordinate  Principal  Balance if such  Distribution  Date occurs between and including
January 2017 and December  2017, and (e) 50% of the Original  Group II  Subordinate  Principal  Balance if
such Distribution Date occurs during or after January 2018.

         In  addition,  if on any  Distribution  Date the  weighted  average  of the Group II  Subordinate
Percentages for such  Distribution  Date is equal to or greater than two times the weighted average of the initial Group II Subordinate  Percentages,  and (a) the aggregate Stated Principal Balance of the Group II
Mortgage  Loans  Delinquent  60 days or more  (including  for  this  purpose  any such  Mortgage  Loans in foreclosure  and such Group II Mortgage  Loans with  respect to which the related  Mortgaged  Property has been  acquired  by the  Trust),  averaged  over the last six  months,  as a  percentage  of the  aggregate
Certificate  Principal Balance of the Group II Subordinate  Certificates does not exceed 50% and (b)(i) on or prior to the Distribution  Date in December 2009,  cumulative  Realized Losses on the Group II Mortgage
Loans  as of the  end of the  related  Prepayment  Period  do not  exceed  20% of the  Original  Group  II
Subordinate  Principal Balance and (ii) after the Distribution  Date in December 2009 cumulative  Realized
Losses on the Group II  Mortgage  Loans as of the end of the related  Prepayment  Period do not exceed 30%
of the Original Group II Subordinate  Principal Balance,  then, the Group II Senior Prepayment  Percentage for such  Distribution  Date will  equal the Group II Senior  Percentage;  provided,  however,  if on such
Distribution  Date  the  Subordinate  Percentage  is equal  to or  greater  than  two  times  the  initial
Subordinate  Percentage  on or prior to the  Distribution  Date  occurring in December  2009 and the above delinquency  and loss  tests  are met,  then the Group II Senior  Prepayment  Percentage  for the Group II
Certificates for such  Distribution  Date will equal the Group II Senior  Percentage plus 50% of the Group
II Subordinate Percentage.

         Notwithstanding  the foregoing,  if on any  Distribution  Date the  percentage,  the numerator of which is the  aggregate  Certificate  Principal  Balance of the Group II Senior  Certificates  immediately preceding such  Distribution  Date, and the  denominator of which is the Stated  Principal  Balance of the
Group II Mortgage Loans as of the beginning of the related Due Period,  exceeds such  percentage as of the
Cut-off  Date,  the Group II  Senior  Prepayment  Percentage  with  respect  to all of the Group II Senior
Certificates will equal 100%.

         Group II Subordinate  Certificates:  The Group II Offered Subordinate  Certificates and the Group
II Non-Offered Subordinate Certificates.

         Group II Subordinate  Optimal  Principal  Amount:  With respect to any Distribution Date and Loan
Group II, an amount equal to the sum,  without  duplication,  of the  following  (but in no event  greater than the aggregate  Certificate  Principal  Balance of the Group II Subordinate  Certificates  immediately prior to such Distribution Date):

         (i)      the Group II Subordinate  Percentage of the principal portion of all Scheduled  Payments due on each  Outstanding  Mortgage  Loan in Loan Group II on the related  Due Date,  as  specified  in the
amortization   schedule  at  the  time  applicable   thereto  (after  adjustment  for  previous  Principal
Prepayments  but before any  adjustment  to such  amortization  schedule  by reason of any  bankruptcy  or similar proceeding or any moratorium or similar waiver or grace period);

         (ii)     the Group II Subordinate  Prepayment  Percentage of the Stated Principal Balance of each
Group II Mortgage  Loan that was the subject of a Principal  Prepayment  in full received by the Servicers during the applicable Prepayment Period;

         (iii)    the Group II Subordinate  Prepayment  Percentage of the amount of all Partial  Principal
Prepayments  of principal  received in respect of the  Mortgage  Loans  during the  applicable  Prepayment
Period;

         (iv)     the excess,  if any,  of (a) the Net  Liquidation  Proceeds  and  Subsequent  Recoveries
allocable  to  principal  received  during  the  related  Prepayment  Period in  respect  of each Group II
Mortgage  Loan that became a Liquidated  Mortgage  Loan over (b) the sum of the amounts  distributable  to the holders of the Group II  Senior  Certificates  pursuant to clause (iv) of the  definition  of Group II
Senior Optimal Principal Amount on such Distribution Date;

         (v)      the Group II Subordinate  Prepayment  Percentage of the sum of (a) the Stated  Principal
Balance of each Group II  Mortgage  Loan which was  repurchased  by the  Sponsor in  connection  with such
Distribution  Date and (b) the  difference,  if any,  between the Stated  Principal  Balance of a Group II
Mortgage  Loan that has been  replaced by the Sponsor  with a  Substitute  Mortgage  Loan  pursuant to the
Mortgage  Loan Purchase  Agreement in  connection  with such  Distribution  Date and the Stated  Principal
Balance of such Substitute Mortgage Loan; and

         (vi)     on the Distribution  Date on which the aggregate  Certificate  Principal  Balance of the
Group  II  Senior  Certificates  have all  been  reduced  to zero,  100% of the  Group II  Senior  Optimal
Principal Amount for such Group II Senior Certificates.

         Group II Subordinate  Percentage:  With respect to any Distribution  Date and Loan Group II, 100%
minus the Group II Senior Percentage.

         Group II  Subordinate  Prepayment  Percentage:  With  respect to any  Distribution  Date and Loan
Group II, 100% minus the Group II Senior Percentage.

         Group III  Certificates:  The  Group  III  Senior  Certificates  and the  Group  III  Subordinate
Certificates.

         Group III  Cross-Over  Date:  The first  Distribution  Date on which  the  aggregate  Certificate
Principal Balances of the Group III Subordinate Certificates has been reduced to zero.

         Group III Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         Group III  Non-Offered  Subordinate  Certificates:  The Class  III-B-4,  Class  III-B-5 and Class
III-B-6 Certificates.

         Group III  Offered  Certificates:  The Group III Senior  Certificates  and the Group III  Offered
Subordinate Certificates.

         Group III Offered Subordinate  Certificates:  The Class III-B-1,  Class III-B-2 and Class III-B-3
Certificates.

         Group  III  Senior   Certificates:   The  Class   III-A-1,   Class   III-A-2  and  Class  III-X-1
Certificates.

         Group III Senior  Optimal  Principal  Amount:  With  respect to each  Distribution  Date and Loan
Group III, an amount equal to the sum,  without  duplication,  of the  following  (but in no event greater than the aggregate  Certificate  Principal  Balances of the Group III  Certificates  immediately  prior to such Distribution Date):

                  (i)      the Group III Senior  Percentage  of the  principal  portion  of all  Scheduled
Payments due on each  Outstanding  Mortgage Loan in Loan Group III on the related Due Date as specified in the  amortization  schedule at the time  applicable  thereto  (after  adjustments  for previous  Principal
Prepayments  but before any  adjustment  to such  amortization  schedule  by reason of any  bankruptcy  or similar  proceeding or any moratorium or similar waiver or grace period if the related  Distribution  Date occurs prior to the related Cross-over Date);

                  (ii)     the Group III Senior  Prepayment  Percentage of the Stated Principal Balance of
each Group III  Mortgage  Loan which was the subject of a  Principal  Prepayment  in full  received by the
Servicers during the related Prepayment Period;

                  (iii)    the  Group  III  Senior  Prepayment  Percentage  of  amount  of  all  Principal
Prepayments  in part  allocated  to  principal  received by the  Servicers  during the related  Prepayment
Period in respect to each Group III Mortgage Loan;

                  (iv)     the lesser of (a) the Group III Senior Prepayment  Percentage of the sum of (A)
all Net Liquidation  Proceeds  allocable to principal  received in respect of each Group III Mortgage Loan that became a Liquidated  Mortgage Loan during the related  Prepayment  Period (other than Mortgage  Loans described in the immediately  following clause (B)) and all Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage  Loan in Loan  Group III  during  the  related  Due  Period  and (B) the Stated
Principal  Balance of each such  Mortgage  Loan  purchased by an insurer from the Trust during the related
Prepayment  Period pursuant to the related Primary  Mortgage  Insurance  Policy,  if any, or otherwise and
(b) the  related  Senior  Percentage  of the sum of (A) the  Stated  Principal  Balance  of each Group III
Mortgage  Loan which became a Liquidated  Mortgage Loan during the related  Prepayment  Period (other than the Mortgage  Loans  described in the  immediately  following  clause (B)) and all  Subsequent  Recoveries received in respect of each  Liquidated  Mortgage Loan in the Loan Group III during the related Due Period and (B) the Stated  Principal  Balance of each such  Mortgage  Loan that was  purchased by an insurer from the Trust  during the  related  Prepayment  Period  pursuant  to the related  Primary  Mortgage  Insurance
Policy, if any or otherwise;

                  (v)      any amount  allocated  to the  Available  Funds of Loan Group III  pursuant  to
Section 6.02(i)(e)(C); and

                  (vi)     the  Group  III  Senior  Prepayment  Percentage  of the sum of (a)  the  Stated
Principal  Balance of each Group III Mortgage Loan that was  repurchased by the Sponsor in connection with such  Distribution  Date and (b) the  excess,  if any,  of the  Stated  Principal  Balance  of a Group III
Mortgage  Loan that has been  replaced by the Sponsor  with a  substitute  Mortgage  Loan  pursuant to the
Mortgage  Loan Purchase  Agreement in connection  with such  Distribution  Date over the Stated  Principal
Balance of such substitute Mortgage Loan.

         Group III Senior  Percentage:  With  respect to Loan Group III,  initially  95.00%.  With respect to any Distribution  Date and Loan Group III, the lesser of (i) 100% and (ii) the  percentage  obtained by dividing the aggregate  Certificate  Principal  Balance of the Group III Senior  Certificates  immediately preceding  such  Distribution  Date by the aggregate  Stated  Principal  Balance of the Group III Mortgage
Loans as of the beginning of the related Due Period.

         Group III Senior  Prepayment  Percentage:  With  respect  to Loan Group III and any  Distribution
Date occurring during the periods set forth below, as follows:

Period (dates inclusive)                              Group III Senior Prepayment Percentage

January 2007 - December 2013                          100%

January 2014 - December 2014                          Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                      Certificates plus 70% of the Subordinate Percentage

January 2015 - December 2015                          Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                      Certificates plus 60% of the Subordinate Percentage

January 2016 - December 2016                          Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                      Certificates plus 40% of the Subordinate Percentage

January 2017 - December 2017                          Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                      Certificates plus 20% of the Subordinate Percentage

January 2018 and thereafter                           Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                      Certificates.

         In  addition,  no  reduction  of the Group III  Senior  Prepayment  Percentage  for the Group III
Certificates  shall occur on any Distribution  Date unless, as of the last day of the month preceding such
Distribution  Date, (A) the aggregate Stated Principal  Balance of the Group III Mortgage Loans Delinquent
60 days or more  (including for this purpose any such Group III Mortgage  Loans in  foreclosure  and Group
III Mortgage Loans with respect to which the related  Mortgaged  Property has been acquired by the Trust), averaged  over the last six months,  as a percentage  of the sum of the  aggregate  Certificate  Principal
Balance  of the Group III  Subordinate  Certificates  does not exceed  50%;  and (B)  cumulative  Realized
Losses on the  Group III  Mortgage  Loans do not  exceed  (a) 30% of the  Original  Group III  Subordinate
Principal  Balance if such  Distribution Date occurs between and including January 2014 and December 2014,
(b) 35% of the Original Group III Subordinate  Principal  Balance if such Distribution Date occurs between and including  January 2015 and December  2015, (c) 40% of the Original  Group III  Subordinate  Principal
Balance if such  Distribution  Date occurs  between and including  January 2016 and December 2016, (d) 45%
of the Original  Group III  Subordinate  Principal  Balance if such  Distribution  Date occurs between and including  January 2017 and December  2017, and (e) 50% of the Original  Group III  Subordinate  Principal
Balance if such Distribution Date occurs during or after January 2018.

         In  addition,  if on any  Distribution  Date the  weighted  average of the Group III  Subordinate
Percentages for such  Distribution  Date is equal to or greater than two times the weighted average of the initial Group III Subordinate  Percentages,  and (a) the aggregate Stated  Principal  Balance of the Group
III Mortgage  Loans  Delinquent 60 days or more  (including  for this purpose any such  Mortgage  Loans in foreclosure  and such Group III Mortgage  Loans with respect to which the related  Mortgaged  Property has been  acquired  by the  Trust),  averaged  over the last six  months,  as a  percentage  of the  aggregate
Certificate  Principal  Balance  of the  Group  III  Subordinate  Certificates  does  not  exceed  50% and
(b)(i) on or prior to the Distribution Date in December 2009,  cumulative Realized Losses on the Group III
Mortgage  Loans as of the end of the related  Prepayment  Period do not exceed 20% of the  Original  Group
III  Subordinate  Principal  Balance and  (ii) after  the  Distribution  Date in December 2009  cumulative
Realized  Losses on the Group III  Mortgage  Loans as of the end of the related  Prepayment  Period do not exceed  30% of the  Original  Group  III  Subordinate  Principal  Balance,  then,  the  Group  III  Senior
Prepayment  Percentage for such  Distribution Date will equal the Group III Senior  Percentage;  provided, however,  if on such  Distribution  Date the Subordinate  Percentage is equal to or greater than two times the initial  Subordinate  Percentage on or prior to the  Distribution  Date occurring in December 2009 and the above  delinquency  and loss tests are met, then the Group III Senior  Prepayment  Percentage  for the
Group III Certificates for such  Distribution  Date will equal the Group III Senior Percentage plus 50% of the Group III Subordinate Percentage.

         Notwithstanding  the foregoing,  if on any  Distribution  Date the  percentage,  the numerator of which is the aggregate  Certificate  Principal  Balance of the Group III Senior  Certificates  immediately preceding such  Distribution  Date, and the  denominator of which is the Stated  Principal  Balance of the
Group III Mortgage  Loans as of the  beginning of the related Due Period,  exceeds such  percentage  as of the Cut-off Date, the Group III Senior  Prepayment  Percentage with respect to all of the Group III Senior
Certificates will equal 100%.

         Group III  Subordinate  Certificates:  The Group III  Offered  Subordinate  Certificates  and the
Group III Non-Offered Subordinate Certificates.

         Group III Subordinate  Optimal Principal  Amount:  With respect to any Distribution Date and Loan
Group III, an amount equal to the sum,  without  duplication,  of the  following  (but in no event greater than the aggregate  Certificate  Principal Balance of the Group III Subordinate  Certificates  immediately prior to such Distribution Date):

         (i)      the  Group  III  Subordinate  Percentage  of the  principal  portion  of  all  Scheduled
Payments  due on each  outstanding  Group III Mortgage  Loan on the related Due Date,  as specified in the
amortization   schedule  at  the  time  applicable   thereto  (after  adjustment  for  previous  Principal
Prepayments  but before any  adjustment  to such  amortization  schedule  by reason of any  bankruptcy  or similar proceeding or any moratorium or similar waiver or grace period);

         (ii)     the Group III  Subordinate  Prepayment  Percentage  of the Stated  Principal  Balance of
each Group III  Mortgage  Loan that was the  subject of a  Principal  Prepayment  in full  received by the
Servicers during the applicable Prepayment Period;

         (iii)    the Group III Subordinate  Prepayment  Percentage of the amount of all Partial Principal
Prepayments  of principal  received in respect of the  Mortgage  Loans  during the  applicable  Prepayment
Period;

         (iv)     the excess,  if any,  of (a) the Net  Liquidation  Proceeds  and  Subsequent  Recoveries
allocable  to  principal  received  during  the  related  Prepayment  Period in  respect of each Group III
Mortgage  Loan that became a Liquidated  Mortgage  Loan over (b) the sum of the amounts  distributable  to the Holders of the  Group III  Senior  Certificates  pursuant to clause  (iv) of the  definition  of Group
III   Senior Optimal Principal Amount on such Distribution Date;

         (v)      the Group III Subordinate  Prepayment  Percentage of the sum of (a) the Stated Principal
Balance of each Group III  Mortgage  Loan which was  repurchased  by the Sponsor in  connection  with such
Distribution  Date and (b) the difference,  if any,  between the Stated  Principal  Balance of a Group III
Mortgage  Loan that has been  replaced by the Sponsor  with a  Substitute  Mortgage  Loan  pursuant to the
Mortgage  Loan Purchase  Agreement in  connection  with such  Distribution  Date and the Stated  Principal
Balance of such Substitute Mortgage Loan; and

         (vi)     on the Distribution  Date on which the aggregate  Certificate  Principal  Balance of the
Group III  Senior  Certificates  have all been  reduced  to zero,  100% of the Group  III  Senior  Optimal
Principal Amount for such Group III Senior Certificates.

         Group III  Subordinate  Percentage:  With  respect to any  Distribution  Date and Loan Group III,
100% minus the Group III Senior Percentage.

         Group III  Subordinate  Prepayment  Percentage:  With respect to any  Distribution  Date and Loan
Group III, 100% minus Group III Senior Percentage.

         Holder:  The  Person in whose name a  Certificate  is  registered  in the  Certificate  Register, except  that,  subject to Sections  11.02(b)  and  11.05(e),  solely for the purpose of giving any consent pursuant  to this  Agreement,  any  Certificate  registered  in the  name  of the  Depositor,  the  Master
Servicer,  the Securities  Administrator or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional  Undivided  Interest  evidenced  thereby shall not be taken into account in determining  whether the requisite  percentage of Fractional  Undivided  Interests necessary to effect any such consent has been obtained.

         HSBC: HSBC Mortgage Corporation (USA), and its successor in interest.

         HSBC Recognition Agreement:  The Recognition  Agreement,  dated December 1, 2006, between EMC and
HSBC, attached hereto as Exhibit I-12.

         HSBC  Servicing  Agreement:   The  Amended  and  Restated  Purchase,   Warranties  and  Servicing
Agreement,  dated as of September 1, 2005,  as amended by Amendment  Reg AB, dated as of November 7, 2005, between  HSBC and EMC,  and as  further  amended by the HSBC  Recognition  Agreement,  attached  hereto as
Exhibit H-7.

         Indemnified  Persons:  The  Trustee,  the Master  Servicer,  each  Custodian  and the  Securities
Administrator and their officers,  directors,  agents and employees and, with respect to the Trustee,  any separate co-trustee and its officers, directors, agents and employees.

         Index:  The  index,  if any,  specified  in a Mortgage  Note by  reference  to which the  related
Mortgage Interest Rate will be adjusted from time to time.

         Individual  Certificate:  Any  Private  Certificate  registered  in the name of the Holder  other than the Depository or its nominee.

         IndyMac:  IndyMac Bank, F.S.B., and its successor in interest.

         IndyMac Recognition  Agreement:  The Recognition  Agreement,  dated December 1, 2006, between EMC and IndyMac, attached hereto as Exhibit I-14.

         IndyMac Servicing Agreement:  The Master Purchase,  Warranties and Servicing Agreement,  dated as of August 1, 2001,  between  IndyMac  and EMC,  as  modified  by the  Indymac  Recognition  Agreement,  as attached hereto as Exhibit H-8.

         Initial  Certification:  The  certification  substantially  in the  form  of  Exhibit  One to the
Custodial Agreement.

         Institutional  Accredited Investor:  Any Person meeting the requirements of Rule 501(a)(l),  (2),
(3) or (7) of  Regulation  D under the  Securities  Act or any entity  all of the equity  holders in which come within such paragraphs.

         Insurance  Policy:  With respect to any Mortgage  Loan,  any standard  hazard  insurance  policy, flood insurance policy or title insurance policy.

         Insurance  Proceeds:  Amounts  paid by the  insurer  under  any  Insurance  Policy  covering  any
Mortgage  Loan or  Mortgaged  Property  other  than  amounts  required  to be paid  over to the  Mortgagor pursuant to law or the  related  Mortgage  Note or  Security  Instrument  and other than  amounts  used to repair or restore  the  Mortgaged  Property  or to  reimburse  insured  expenses,  including  the  related
Servicer's costs and expenses  incurred in connection with presenting  claims under the related  Insurance
Policies.

         Interest  Accrual  Period:  With respect to each  Distribution  Date,  for each Class of Group II
Certificates  and the  Class  III-X-1,  Class  III-B-4,  Class  III-5 and Class  III-6  Certificates,  the
calendar month preceding the month in which such  Distribution  Date occurs.  The Interest  Accrual Period for  the  Group  I  Offered  Certificates,  the  Class  I-B-3  Certificates  and  the  Group  III  Offered
Certificates  (other  than the Class  III-X-1  Certificates)  will be the period  from and  including  the preceding  Distribution  Date  (or  from  and  including  the  Closing  Date,  in the  case  of the  first
Distribution Date) to and including the day prior to the current Distribution Date.

         Interest  Adjustment  Date:  With respect to a Mortgage Loan, the date, if any,  specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

         Interest  Carryforward  Amount: As of the first  Distribution Date and with respect to each Class of Group I Offered  Certificates and the Class I-B-3  Certificates,  zero, and for each  Distribution Date thereafter,  the sum of (i) the excess of (a) the Current  Interest  for such Class with  respect to prior
Distribution  Dates over (b) the amount  actually  distributed to such Class of Group I Certificates  with respect to interest on or after such prior  Distribution  Dates and (ii)  interest  thereon (to the extent permitted by applicable law) at the applicable  Pass-Through  Rate for such Class for the related Interest
Accrual Period including the Interest Accrual Period relating to such Distribution Date.

         Interest Funds:  For any Distribution  Date and Loan Group I, (i) the sum,  without  duplication, of (a) all  scheduled  interest  collected  in respect to the related  Group I Mortgage  Loans  during the related Due Period less the related  Servicing  Fee, (b) all Monthly  Advances  relating to interest  with respect to the related Group I Mortgage  Loans  remitted by the related  Servicer or Master  Servicer,  as applicable,  on or prior to the related Distribution  Account Deposit Date, (c) all Compensating  Interest
Payments  with respect to the Group I Mortgage  Loans and  required to be remitted by the Master  Servicer pursuant to this  Agreement  or the related  Servicer  pursuant to the related  Servicing  Agreement  with respect to such Distribution  Date, (d) Liquidation  Proceeds with respect to the related Group I Mortgage
Loans collected during the related  Prepayment  Period (or, in the case of Subsequent  Recoveries,  during the related Due Period),  to the extent such  Liquidation  Proceeds  relate to  interest,  (e) all amounts relating to interest  with  respect to each  related  Group I Mortgage  Loan  purchased by EMC (on its own behalf  as a Seller  and on  behalf  of  Master  Funding)  pursuant  to  Sections  2.02 and 2.03 or by the
Depositor  pursuant to Section  3.21  during the  related  Due  Period,  and (f) all amounts in respect of interest  paid by EMC  pursuant  to  Section  10.01 in respect to Loan Group I, in each case to the extent remitted by EMC or its designee,  as applicable,  to the Distribution  Account pursuant to this Agreement, and (g) the interest  proceeds received from the exercise of an optional  termination  pursuant to Section
10.01  minus  (ii)  all  amounts  required  to be  reimbursed  pursuant  to  Sections  4.01 and 4.05 or as otherwise set forth in this Agreement and allocated to Loan Group I.

         Interest  Only  Certificates:  Each  of  the  Class  II-X-1,  Class  II-BX-1  and  Class  III-X-1
Certificates.

         Interest  Shortfall:  With respect to any  Distribution  Date and each  Mortgage Loan that during the related  Prepayment  Period was the  subject of a Principal  Prepayment  or  constitutes  a Relief Act
Mortgage Loan, an amount determined as follows:

         (a)               Partial Principal  Prepayments  received during the relevant Prepayment Period:
The  difference  between  (i) one  month's  interest  at the  applicable  Net Rate on the  amount  of such prepayment  and (ii) the  amount of interest for the calendar  month of such  prepayment  (adjusted to the applicable Net Rate) received at the time of such prepayment;

         (b)      Principal  Prepayments  in full  received  during the relevant  Prepayment  Period:  The difference  between (i) one month's  interest at the applicable Net Rate on the Stated  Principal  Balance of such  Mortgage  Loan  immediately  prior to such  prepayment  and  (ii) the  amount of interest for the calendar  month of such  prepayment  (adjusted to the  applicable  Net Rate)  received at the time of such prepayment; and

         (c)      Relief Act  Mortgage  Loans:  As to any Relief Act Mortgage  Loan,  the excess of (i) 30 days'  interest (or, in the case of a Principal  Prepayment in full,  interest to the date of  prepayment)
on the Stated  Principal  Balance  thereof  (or, in the case of a  Principal  Prepayment  in part,  on the amount so prepaid) at the related Net Rate over  (ii) 30  days'  interest  (or, in the case of a Principal
Prepayment  in full,  interest to the date of  prepayment)  on such Stated  Principal  Balance (or, in the case of a Principal  Prepayment  in part,  on the amount so prepaid) at the annual  interest rate required to be paid by the Mortgagor as limited by application of the Relief Act.

         Interim  Certification:  The  certification  substantially  in the  form  of  Exhibit  Two to the
Custodial Agreement.

         Investment  Letter: The letter to be furnished by each  Institutional  Accredited  Investor which purchases any of the Private  Certificates  in connection  with such purchase,  substantially  in the form set forth as Exhibit F-1 hereto.

         LIBOR  Business  Day:  Any day  other  than a  Saturday  or a Sunday  or a day on  which  banking institutions in the city of London, England are required or authorized by law to be closed.

         LIBOR  Determination  Date: With respect to each Class of Offered  Certificates and for the first
Interest  Accrual Period,  December 26, 2006. With respect to each Class of Offered  Certificates  and any
Interest  Accrual  Period  thereafter,  the second LIBOR Business Day preceding the  commencement  of such
Interest Accrual Period.

         Liquidated  Mortgage  Loan:  Any  defaulted  Mortgage Loan as to which the Servicer or the Master
Servicer has  determined  that all amounts it expects to recover from or on account of such  Mortgage Loan have been recovered.

         Liquidation  Date:  With respect to any  Liquidated  Mortgage  Loan, the date on which the Master
Servicer or the Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

         Liquidation  Expenses:  With respect to a Mortgage  Loan in  liquidation,  unreimbursed  expenses paid or incurred  by or for the account of the Master  Servicer  or the  Servicer in  connection  with the liquidation  of such  Mortgage  Loan and the  related  Mortgage  Property,  such  expenses  including  (a)
property  protection  expenses,  (b) property sales expenses,  (c)  foreclosure and sale costs,  including court costs and  reasonable  attorneys'  fees,  and (d) similar  expenses  reasonably  paid or incurred in connection with liquidation.

         Liquidation  Proceeds:  Amounts  received  in  connection  with the  liquidation  of a  defaulted
Mortgage Loan,  whether  through  trustee's  sale,  foreclosure  sale,  Insurance  Proceeds,  condemnation proceeds or otherwise,  including  any amounts  received by the Servicer or Master  Servicer  specifically related to a Liquidated  Mortgage Loan or disposition  of an REO Property prior to the related  Prepayment
Period that resulted in a Realized  Loss,  after  liquidation of such Mortgage Loan or disposition of such
REO Property.

         Loan Group:  Loan Group I, Loan Group II or Loan Group III, as applicable.

         Loan Group I:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         Loan Group II: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         Loan Group III:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         Loan-to-Value  Ratio:  With  respect  to  any  Mortgage  Loan,  the  fraction,   expressed  as  a
percentage,  the  numerator of which is the original  principal  balance of the related  Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

         Loss Allocation Limitation:  The meaning specified in Section 6.04(c) hereof.

         Loss Severity  Percentage:  With respect to any Distribution  Date, the percentage  equivalent of a fraction,  the numerator of which is the amount of Realized  Losses  incurred on a Mortgage Loan and the denominator  of which is the Stated  Principal  Balance of such  Mortgage  Loan  immediately  prior to the liquidation of such Mortgage Loan.

         Lost Notes:  The original  Mortgage  Notes that have been lost, as indicated on the Mortgage Loan
Schedule.

         Margin: With respect to any Distribution Date:

         (A) on or prior to the first  possible  Optional  Termination  Date for the Group I  Certificates
         and (i) the Class  I-A-1  Certificates,  0.160% per  annum,  (ii) the Class  I-A-2  Certificates,
         0.210% per annum,  (iii) the Class  I-M-1  Certificates,  0.310% per annum,  (iv) the Class I-M-2
         Certificates,  0.450% per annum,  (v) the Class I-B-1  Certificates,  1.150% per annum,  (vi) the
         Class I-B-2 Certificates,  2.150% per annum, and (vii) the Class I-B-3  Certificates,  2.150% per annum;  and after the first possible  Optional  Termination Date for the Group I Certificates and
         (i) the Class I-A-1  Certificates,  0.320% per annum, (ii) the Class I-A-2  Certificates,  0.420%
         per  annum,  (iii)  the  Class  I-M-1  Certificates,  0.465%  per  annum,  (iv) the  Class  I-M-2
         Certificates,  0.675% per annum,  (v) the Class I-B-1  Certificates,  1.725% per annum,  (vi) the
         Class I-B-2 Certificates,  3.225% per annum, and (vii) the Class I-B-3  Certificates,  3.225% per annum; and

         (B) on or prior to the first possible  Optional  Termination  Date for the Group III Certificates
         and (i) the Class III-A-1  Certificates,  0.160% per annum, (ii) the Class III-A-2  Certificates,
         0.200%  per  annum,  (iii) the Class  III-B-1  Certificates,  0.300%  per  annum,  (iv) the Class
         III-B-2  Certificates,  0.450%  per annum,  and (v) the Class  III-B-3  Certificates,  1.250% per
         annum;  after the first possible  Optional  Termination  Date for the Group III  Certificates and
         (i) the Class  III-A-1  Certificates,  0.320% per  annum,  (ii) the Class  III-A-2  Certificates,
         0.400%  per  annum,  (iii) the Class  III-B-1  Certificates,  0.450%  per  annum,  (iv) the Class
         III-B-2  Certificates,  0.675%  per annum,  and (v) the Class  III-B-3  Certificates,  1.875% per
         annum.

         Marker Rate:  With respect to the Class B-IO  Certificates  or REMIC IV Regular  Interest  B-IO-I
and any Distribution Date, in relation to the REMIC III Regular  Interests,  a per annum rate equal to two
(2) times the weighted average of the  Uncertificated  REMIC III  Pass-Through Rates for REMIC III Regular
Interest LT2 and REMIC III Regular Interest LT3.

         Master  Servicer:   As  of  the  Closing  Date,  Wells  Fargo  Bank,  National  Association  and,
thereafter,  its  respective  successors  in  interest  that  meet  the  qualifications  of the  Servicing
Agreements and this Agreement.

         Master Servicer Information:  As defined in Section 3.18(c).

         Master Funding:  Master Funding LLC, a Delaware  limited  liability  company,  and its successors and assigns, in its capacity as seller of the Master Funding Mortgage Loans to the Depositor.

         Master  Funding  Mortgage  Loans:  The Mortgage  Loans  identified  as such on the Mortgage  Loan
Schedule for which Master Funding is the applicable Seller.

         Master Servicing Compensation:  The meaning specified in Section 3.14.

         Material Defect:  The meaning specified in Section 2.02(a).

         Maximum  Lifetime  Mortgage Rate: The maximum level to which a Mortgage  Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MERS:  Mortgage  Electronic  Registration  Systems,  Inc., a  corporation  organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS® System: The system of recording  transfers of Mortgage Loans  electronically  maintained by
MERS.

         Mid America: Mid America Bank, fsb, and its successor in interest.

         Mid America Servicing Agreement:  The Purchase,  Warranties and Servicing Agreement,  dated as of
February 1, 2006,  as amended by Amendment  No. 1 to the Purchase,  Warranties  and  Servicing  Agreement,
dated as of February 1, 2006,  between  Mid  America  and EMC,  attached  hereto as Exhibit H-9 and by the related Assignment Agreement.

         MIN: The Mortgage  Identification  Number for Mortgage  Loans  registered  with MERS on the MERS®
System.

         Minimum  Lifetime  Mortgage Rate: The minimum level to which a Mortgage  Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MOM Loan:  With  respect to any Mortgage  Loan,  MERS acting as the  mortgagee  of such  Mortgage
Loan,  solely as nominee for the originator of such Mortgage Loan and its  successors and assigns,  at the origination thereof.

         Monthly  Advance:  An advance of  principal  or interest  required  to be made by the  applicable
Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.08.

         Monthly Statement:  The statement delivered to the Certificateholders pursuant to Section 6.07.

         Monthly Delinquency  Percentage:  With respect to a Distribution Date, the percentage  equivalent of a fraction,  the numerator of which is the aggregate Stated  Principal  Balance of the Group I Mortgage
Loans that are 60 days or more  Delinquent or are in bankruptcy or  foreclosure  or are REO Properties for such  Distribution  Date and the denominator of which is the aggregate Stated Principal Balance of Group I
Mortgage Loans for such Distribution Date.

         Moody's:  Moody's Investors Service, Inc. or its successor in interest.

         Mortgage:  The mortgage,  deed of trust or other instrument  creating a first priority lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Loan.

         Mortgage  File:  The mortgage  documents  listed in  Section 2.01(b)  pertaining  to a particular
Mortgage  Loan and any  additional  documents  required to be added to the Mortgage  File pursuant to this
Agreement.

         Mortgage  Interest  Rate:  The annual  rate at which  interest  accrues  from time to time on any
Mortgage  Loan  pursuant to the related  Mortgage  Note,  which rate is initially  equal to the  "Mortgage
Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

         Mortgage  Loan:  A mortgage  loan  transferred  and  assigned to the Trustee  pursuant to Section
2.01,  Section 2.04 or Section 2.07 and held as a part of the Trust Fund,  as  identified  in the Mortgage
Loan Schedule (which shall include,  without limitation,  with respect to each Mortgage Loan, each related
Mortgage  Note,  Mortgage and Mortgage  File and all rights  appertaining  thereto),  including a mortgage loan the property securing which has become an REO Property.

         Mortgage Loan Purchase  Agreement:  The Mortgage  Loan  Purchase  Agreement  dated as of December
28, 2006, among EMC, as a seller,  Master Funding, as a seller, and Structured Asset Mortgage  Investments
II Inc., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit J.

         Mortgage  Loan  Schedule:  The  schedule,  attached  hereto  as  Exhibit B  with  respect  to the
Mortgage  Loans,  as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as the case may be.

         Mortgage  Note:  The  originally  executed  note  or  other  evidence  of the  indebtedness  of a
Mortgagor under the related Mortgage Loan.

         Mortgaged  Property:  Land and  improvements  securing the  indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Interest Shortfall:  With respect to any Distribution Date, the Interest  Shortfall,  if any,
for such  Distribution  Date net of Compensating  Interest Payments made with respect to such Distribution
Date.

         Net  Liquidation  Proceeds:  As to any  Liquidated  Mortgage  Loan,  Liquidation  Proceeds net of
(i) Liquidation  Expenses which are payable therefrom to the Servicer or the Master Servicer in accordance with the  Servicing  Agreement or this  Agreement  and  (ii) unreimbursed  advances by the Servicer or the
Master Servicer and Monthly Advances.

         Net Rate:  With respect to each  Mortgage  Loan,  the Mortgage  Interest Rate in effect from time to time less the Servicing Fee Rate expressed as a per annum rate.

         Net Rate Cap: For any  Distribution  Date and (i) the Group I Offered  Certificates and the Class
I-B-3 Certificates,  the weighted average of the Net Rates of the Group I Mortgage Loans,  weighted on the basis of the Stated Principal  Balances thereof as of the preceding  Distribution Date, and (ii) the Class
III-A-1,  Class  III-A-2,  Class  III-B-1,  Class  III-B-2 and Class  III-B-3  Certificates,  the weighted average of the Net Rates of the Group III  Mortgage  Loans as of the  beginning of the related Due Period, weighted on the basis of the Stated Principal  Balances thereof as of the preceding  Distribution Date, in each case as adjusted  to an  effective  rate  reflecting  the accrual of interest  the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

         NIM Issuer:  The entity established as the issuer of the NIM Securities.

         NIM  Securities:  Any  debt  securities  secured  or  otherwise  backed  by  some  or  all of the
Certificates, including the Class R-X Certificate.

         NIM Trustee:  The trustee for the NIM Securities.

         Non-Offered  Subordinate  Certificates:  The Group I Non-Offered  Subordinate  Certificates,  the
Group II Non-Offered Subordinate Certificates and the Group III Non-Offered Subordinate Certificates.

         Nonrecoverable  Advance:  Any advance or Monthly  Advance  (i) which  was  previously  made or is proposed to be made by the Master  Servicer,  the Trustee (in its capacity as successor  Master  Servicer)
or the  applicable  Servicer  and  (ii) which,  in the good faith  judgment  of the Master  Servicer,  the
Trustee in its capacity as  successor  Master  Servicer or the  applicable  Servicer,  will not or, in the case of a  proposed  advance or  Monthly  Advance,  would not,  be  ultimately  recoverable  by the Master
Servicer,  the  Trustee (as  successor  Master  Servicer)  or the  applicable  Servicer  from  Liquidation
Proceeds,  Insurance  Proceeds or future  payments on the Mortgage  Loan for which such advance or Monthly
Advance was made or is proposed to be made.

         Notional Amount:  The Notional Amount of (i) the Class II-X-1  Certificates  immediately prior to any  Distribution  Date is equal to the  aggregate  Certificate  Principal  Balance  of the  Class  II-A-1
Certificates and the Class II-A-2  Certificates,  (ii) the Class II-BX-1  Certificates  immediately  prior
to  any  Distribution   Date  is  equal  to  the  Certificate   Principal  Balance  of  the  Class  II-B-1
Certificates,  (iii) the Class II-BX-2  Certificates  immediately  prior to any Distribution Date is equal to  the  Certificate  Principal  Balance  of  the  Class  II-B-2  Certificates,  (iv)  the  Class  III-X-1
Certificates  immediately prior to any Distribution Date is equal to the aggregate  Certificate  Principal
Balance of the Class III-A-1,  Class III-A-2,  Class III-B-1, Class III-B-2 and Class III-B-3 Certificates
and (v) the Class B-IO  Certificates  immediately prior to any Distribution Date is equal to the aggregate of the Uncertificated Principal Balances of the REMIC III Regular Interests.

         Offered  Certificates:  The Group I Offered  Certificates,  the Group II Offered Certificates and
the Group III Offered Certificates.

         Offered  Subordinate  Certificates:  The Group I Offered Subordinate  Certificates,  the Group II
Offered Subordinate Certificates and the Group III Offered Subordinate Certificates.

         Officer's  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board,  the President or a Vice President or Assistant Vice President or other  authorized  officer of the Master  Servicer,  the Sellers,  any Servicer or the Depositor,  as  applicable,  and delivered to the
Trustee, as required by this Agreement.

         One-Month  LIBOR:  With  respect to any  Interest  Accrual  Period,  the rate  determined  by the
Securities  Administrator  on the  related  LIBOR  Determination  Date on the  basis  of the rate for U.S.
dollar  deposits for one month that appears on Telerate  Screen Page 3750 as of 11:00 a.m.  (London  time)
on such LIBOR  Determination  Date;  provided that the parties hereto acknowledge that One-Month LIBOR for the first Interest Accrual Period shall the rate determined by the Securities  Administrator  two Business
Days  prior to the  Closing  Date.  If such rate does not  appear on such page (or such  other page as may replace  that page on that  service,  or if such  service is no longer  offered,  such other  service  for displaying  One-Month  LIBOR  or  comparable  rates  as  may be  reasonably  selected  by  the  Securities
Administrator),  One-Month  LIBOR for the  applicable  Interest  Accrual Period will be the Reference Bank
Rate. If no such  quotations  can be obtained by the Securities  Administrator  and no Reference Bank Rate
is  available,  One-Month  LIBOR will be One-Month  LIBOR  applicable to the  preceding  Interest  Accrual
Period.

         Opinion of  Counsel:  A written  opinion of counsel who is or are  acceptable  to the Trustee and who,  unless  required to be Independent (an "Opinion of Independent  Counsel"),  may be internal  counsel for the Company, the Master Servicer or the Depositor.

         Optional  Termination  Date:  With respect to (i) the Group I Mortgage  Loans,  the  Distribution
Date on which the aggregate  Stated  Principal  Balance of the Group I Mortgage  Loans is less than 20% of the Cut-off Date Balance as of the Closing  Date,  (ii) with respect to the Group II Mortgage  Loans,  the
Distribution  Date on which the aggregate Stated Principal  Balance of the Group II Mortgage Loans is less than 10% of the  Cut-off  Date  Balance  and (iii)  with  respect  to the Group III  Mortgage  Loans,  the
Distribution  Date on which the  aggregate  Stated  Principal  Balance of the Group III Mortgage  Loans is
less than 10% of the Cut-off Date Balance as of the Closing Date.

         Original  Group  II  Subordinate   Principal  Balance:  The  sum  of  the  aggregate  Certificate
Principal Balances of each Class of Group II Subordinate Certificates as of the Closing Date.

         Original  Group  III  Subordinate  Principal  Balance:  The  sum  of  the  aggregate  Certificate
Principal Balances of each Class of Group III Subordinate Certificates as of the Closing Date.

         Original  Value:  The lesser of (i) the  Appraised  Value or (ii) the  sales price of a Mortgaged
Property at the time of origination of a Mortgage  Loan,  except in instances  where either clauses (i) or
(ii) is  unavailable,  the other may be used to determine the Original  Value,  or if both clauses (i) and
(ii) are  unavailable,  Original Value may be determined from other sources  reasonably  acceptable to the
Depositor.

         Outstanding  Mortgage  Loan:  With respect to any Due Date, a Mortgage Loan which,  prior to such
Due Date,  was not the subject of a Principal  Prepayment  in full,  did not become a Liquidated  Mortgage
Loan and was not purchased or replaced.

         Outstanding  Principal Balance:  As of the time of any determination,  the principal balance of a
Mortgage Loan  remaining to be paid by the  Mortgagor,  or, in the case of an REO Property,  the principal balance of the related  Mortgage Loan  remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net  Liquidation  Proceeds with respect  thereto to the extent applied to principal.

         Overcollateralization  Amount:  With respect to any  Distribution  Date,  the excess,  if any, of
(a) the aggregate Stated Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over
(b) the aggregate  Certificate  Principal Balance of the Group I Offered  Certificates and the Class I-B-3
Certificates  on such  Distribution  Date (after  taking into account the payment of principal  other than any Extra Principal Distribution Amount on such Certificates).

         Overcollateralization  Release  Amount:  With respect to any  Distribution  Date is the lesser of
(x) the sum of the amounts  described in clauses (1) through (5) in the definition of Principal  Funds for such  Distribution  Date and (y) the  excess,  if any,  of (i) the  Overcollateralization  Amount for such
Distribution  Date (assuming that 100% of such Principal  Funds is applied as a principal  payment on such
Distribution  Date) over (ii) the  Overcollateralization  Target Amount for such  Distribution  Date (with the amount  pursuant  to clause (y)  deemed to be $0 if the  Overcollateralization  Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

         Overcollateralization  Target  Amount:  With  respect to any  Distribution  Date (a) prior to the
Stepdown Date,  1.45% of the aggregate  Stated  Principal  Balance of the Group I Mortgage Loans as of the
Cut-off Date,  (b) on or after the Stepdown  Date and if a Trigger Event is not in effect,  the greater of
(i) the lesser of (1) 1.45% of the aggregate  Stated  Principal  Balance of the Group I Mortgage  Loans as
of the Cut-off Date and (2) 2.90% of the then current  aggregate Stated  Principal  Balance of the Group I
Mortgage  Loans as of such  Distribution  Date and (ii)  $3,286,913  and (c) on or after the Stepdown Date and if a  Trigger  Event  is in  effect,  the  Overcollateralization  Target  Amount  for the  immediately preceding Distribution Date.

         Party   Participating   in  the   Servicing   Function:   Any  Person   performing   any  of  the
responsibilities set forth in Exhibit M.

         Pass-Through  Rate:  As to each  Class of  Certificates,  the  rate  of  interest  determined  as provided with respect  thereto in  Section 5.01(c).  Any monthly  calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

         Paying  Agent:  The  Securities  Administrator,  or its  successor in interest,  or any successor securities administrator appointed as herein provided.

         Periodic Rate Cap: With respect to each Mortgage  Loan, the maximum  adjustment  that can be made to the Mortgage  Interest Rate on each Interest  Adjustment Date in accordance with its terms,  regardless of changes in the applicable Index.

         Permitted  Investments:  Any one or more of the following  obligations or securities  held in the name of the Trustee for the benefit of the Certificateholders:

                  (i)      direct  obligations  of, and  obligations the timely payment of which are fully guaranteed  by the  United  States of America or any  agency or  instrumentality  of the United  States of
America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii)     (a) demand or time deposits,  federal funds or bankers'  acceptances  issued by any depository  institution or trust company  incorporated  under the laws of the United States of America or any state thereof  (including the Trustee,  the Securities  Administrator or the Master Servicer or its
Affiliates  acting in its  commercial  banking  capacity) and subject to  supervision  and  examination by federal and/or state banking  authorities,  provided that the commercial  paper and/or the short-term debt rating and/or the long-term  unsecured debt  obligations of such  depository  institution or trust company at the  time of such  investment  or  contractual  commitment  providing  for  such  investment  have  the
Applicable  Credit  Rating or better from each Rating  Agency and (b) any other  demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii)    repurchase  obligations  with respect to (a) any  security  described in clause
(i) above or (b) any other  security  issued or guaranteed by an agency or  instrumentality  of the United
States of America,  the  obligations of which are backed by the full faith and credit of the United States of America,  in either  case  entered  into with a  depository  institution  or trust  company  (acting as principal)  described in clause  (ii)(a) above where the  Securities  Administrator  holds the security in the name of the Trustee therefor;

                  (iv)     securities  bearing  interest or sold at a discount  issued by any  corporation
(including  the  Trustee,  the  Securities  Administrator  or  the  Master  Servicer  or  its  Affiliates)
incorporated  under  the  laws of the  United  States  of  America  or any  state  thereof  that  have the
Applicable  Credit Rating or better from each Rating Agency at the time of such  investment or contractual commitment  providing for such investment;  provided,  however,  that securities  issued by any particular corporation will not be Permitted  Investments to the extent that investments  therein will cause the then outstanding  principal  amount of securities  issued by such  corporation and held as part of the Trust to exceed 10% of the  aggregate  Outstanding  Principal  Balances  of all the  Mortgage  Loans and  Permitted
Investments held as part of the Trust;

                  (v)      commercial paper (including both non-interest-bearing  discount obligations and interest-bearing  obligations  payable on demand or on a  specified  date not more than one year after the date of issuance  thereof)  having the  Applicable  Credit Rating or better from each Rating Agency at the time of such investment;

                  (vi)     a  Reinvestment  Agreement  issued  by any  bank,  insurance  company  or other corporation or entity;

                  (vii)    any  other  demand,  money  market or time  deposit,  obligation,  security  or investment  as may be  acceptable  to each Rating  Agency as evidenced in writing by each Rating Agency to the Trustee and the Securities Administrator; and

                  (viii)   interests in any money market fund  (including any such fund managed or advised by the Trustee,  the Securities  Administrator  or the Master Servicer or any affiliate  thereof) which at the date of  acquisition  of the interests in such fund and throughout the time such interests are held in such fund has the highest  applicable  short term rating by each Rating  Agency  rating such funds or such lower rating as will not result in the  downgrading  or  withdrawal  of the ratings  then  assigned to the
Certificates  by each Rating Agency,  as evidenced in writing;  provided,  however,  that no instrument or security  shall be a Permitted  Investment  if such  instrument  or security  evidences a right to receive only interest  payments with respect to the  obligations  underlying  such  instrument or if such security provides  for payment of both  principal  and  interest  with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

         Permitted  Transferee:  Any Person other than a Disqualified  Organization  or an "electing large partnership" (as defined by Section 775 of the Code).

         Person:  Any  individual,   corporation,   partnership,   joint  venture,  association,   limited
liability company,  joint-stock company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

         PHH:  PHH  Mortgage  Corporation  (formerly  known  as  Cendant  Mortgage  Corporation),  and any successor thereto.

         PHH Recognition  Agreement:  The Recognition  Agreement,  dated December 1, 2006, between EMC and
Bishop's Gate Residential Mortgage Trust, attached hereto as Exhibit I-17.

         PHH Servicing Agreement:  The Mortgage Loan Flow Purchase,  Sale and Servicing  Agreement,  dated as of April 26, 2001,  between  Bishop's Gate  Residential  Mortgage  Trust and EMC, as amended by the PHH
Recognition Agreement, as attached hereto as Exhibit H-10.
         Physical Certificates:  The Residual Certificates and the Private Certificates.

         Plan:  The meaning specified in Section 5.07(a).

         Posted  Collateral  Account:  The  trust  account  or  accounts  created  and  maintained  by the
Securities Administrator, as custodian on behalf of the Trustee pursuant to Section 4.08.

         Prepayment  Charge:  With respect to any Mortgage Loan,  the charges or premiums,  if any, due in connection  with a full or partial  prepayment of such Mortgage Loan in accordance  with the terms thereof and described in the Mortgage Loan Schedule.

         Prepayment  Charge  Loan:  Any  Group I  Mortgage  Loan or Group  II  Mortgage  Loan for  which a
Prepayment  Charge may be assessed and to which such  Prepayment  Charge the Class I-XP  Certificates  and the Class II-XP Certificates, respectively, are entitled, as indicated on the Mortgage Loan Schedule.

         Prepayment  Interest  Shortfall:  With respect to any  Distribution  Date, for each Mortgage Loan that was the  subject of a partial  Principal  Prepayment  or a  Principal  Prepayment  in full during the related  Prepayment  Period (other than a Principal  Prepayment in full  resulting  from the purchase of a
Group I Mortgage  Loan pursuant to Section  2.02,  2.03,  3.21 or 10.01  hereof),  the amount,  if any, by which (i) one month's  interest at the applicable Net Rate on the Stated  Principal  Balance of such Group
I Mortgage Loan immediately prior to such prepayment or in the case of a partial  Principal  Prepayment on the amount of such  prepayment  exceeds (ii) the amount of interest paid or collected in  connection  with such Principal Prepayment less the sum of (a) any Prepayment Charges and (b) the related Servicing Fee.

         Prepayment  Period:  With  respect to the  Mortgage  Loans for which EMC is the Servicer and with respect to any  Distribution  Date and (i) Principal  Prepayments  in full,  the period from the sixteenth day of the calendar  month  preceding the calendar  month in which such  Distribution  Date occurs through the close of business on the fifteenth day of the calendar month in which such  Distribution  Date occurs, and (ii)  Liquidation  Proceeds,  Realized Losses and partial  Principal  Prepayments,  the prior calendar month;  and in the case of the  Mortgage  Loans  for  which  EMC is not the  Servicer,  such  period as is provided in the related Servicing Agreement with respect to the related Mortgage Loans.

         Primary  Mortgage  Insurance  Policy:  Any primary mortgage  guaranty  insurance policy issued in connection  with a Mortgage  Loan which  provides  compensation  to a Mortgage Note holder in the event of default  by the  obligor  under such  Mortgage  Note or the  related  Security  Instrument,  if any or any replacement  policy therefor  through the related  Interest  Accrual Period for such  Class relating  to a
Distribution Date.

         Principal  Distribution  Amount:  With respect to each Distribution  Date, an amount equal to the excess of (i) sum of  (a) the  Principal  Funds  for such  Distribution  Date and (b) any Extra  Principal
Distribution  Amount for such  Distribution  Date over (ii) any  Overcollateralization  Release Amount for such Distribution Date.

         Principal Funds: the sum, without duplication, of

         1.       the Scheduled  Principal  collected on the Group I Mortgage Loans during the related Due
                  Period or advanced on or before the related servicer advance date,

         2.       prepayments  in  respect  of the Group I  Mortgage  Loans  exclusive  of any  Prepayment
                  Charges, collected in the related Prepayment Period,

         3.       the Stated  Principal  Balance of each Group I Mortgage Loan that was repurchased by the
                  Depositor or the related Servicer during the related Due Period,

         4.       the amount,  if any, by which the aggregate unpaid  principal  balance of any Substitute
                  Mortgage  Loans is less than the  aggregate  unpaid  principal  balance  of any  deleted mortgage loans  delivered by the related  Servicer in connection  with a substitution of a Group I Mortgage Loan during the related Due Period,

         5.       all  Liquidation  Proceeds  collected  during the related  Prepayment  Period (or in the case of  Subsequent  Recoveries,  during the related Due Period) on the Group I Mortgage
                  Loans, to the extent such  Liquidation  Proceeds  relate to principal,  less all related
                  Nonrecoverable  Advances  relating  to  principal  reimbursed  during  the  related  Due
                  Period, and

         6.       the  principal  portion of the  purchase  price of the assets of the Trust  allocated to
                  Loan  Group I upon the  exercise  by EMC or its  designee  of its  optional  termination right with respect to the Group I Mortgage Loans, minus

         7.                any amounts payable to or required to be reimbursed to EMC, the Depositor,  any
                  Servicer,   the  Master  Servicer,   any  Custodian,   the  Trustee  or  the  Securities
                  Administrator and allocated to Loan Group I, as provided in the Agreement.

         Principal  Prepayment:  Any payment  (whether  partial or full) or other recovery of principal on a Mortgage  Loan which is  received  in advance  of its  scheduled  Due Date to the extent  that it is not accompanied by an amount as to interest  representing  scheduled  interest due on any date or dates in any month or months  subsequent  to the month of  prepayment,  including  Insurance  Proceeds  and  Repurchase
Proceeds,  but  excluding  the  principal  portion  of Net  Liquidation  Proceeds  received  at the time a
Mortgage Loan becomes a Liquidated Mortgage Loan.

         Private  Certificates:  The Class I-B-3,  Class B-IO,  Class I-XP,  Class  II-B-4,  Class II-B-5,
Class II-B-6, Class II-XP, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates.

         Prospectus:  The  prospectus,  dated  December  27,  2006,  as  supplemented  by  the  prospectus supplement  dated December 28, 2006 (as the same may be supplemented  from time to time),  relating to the offering of the Offered Certificates.

         Protected Account:  An account  established and maintained for the benefit of  Certificateholders by each Servicer with respect to the related  Mortgage Loans and with respect to REO Property  pursuant to the related Servicing Agreement.

         QIB: A Qualified  Institutional  Buyer as defined in Rule 144A  promulgated  under the Securities
Act.

         Qualified  Insurer:  Any insurance  company duly qualified as such under the laws of the state or states  in  which  the  related  Mortgaged  Property  or  Mortgaged  Properties  is or are  located,  duly authorized  and licensed in such state or states to transact  the type of  insurance  business in which it is engaged and  approved as an insurer by the Master  Servicer,  so long as the claims  paying  ability of which is acceptable to the Rating  Agencies for  pass-through  certificates  having the same rating as the
Certificates rated by the Rating Agencies as of the Closing Date.

         Rating Agencies:  Moody's and S&P.

         Realized  Loss:  Any  (i) Bankruptcy  Loss or (ii) as to any  Liquidated  Mortgage  Loan, (x) the
Outstanding  Principal  Balance of such Liquidated  Mortgage Loan plus accrued and unpaid interest thereon at the  Mortgage  Interest  Rate  through  the last day of the  month  of such  liquidation,  less (y) the related Net  Liquidation  Proceeds with respect to such Mortgage Loan and the related  Mortgaged  Property that are  allocated to  principal.  In addition,  to the extent the Master  Servicer  receives  Subsequent
Recoveries  with  respect to any  Mortgage  Loan,  the amount of the  Realized  Loss with  respect to that
Mortgage  Loan will be  reduced to the  extent  such  recoveries  are  applied  to reduce the  Certificate
Principal Balance of any Class of Certificates on any Distribution Date.

         Recognition  Agreement:  Each of the Bank of  America  Recognition  Agreement,  the  Chevy  Chase
Recognition  Agreement,  the Countrywide  Recognition Agreement,  the Everhome Recognition Agreement,  the
GMAC Recognition  Agreement,  the HSBC Recognition Agreement,  the IndyMac Recognition Agreement,  the PHH
Recognition Agreement, the U.S. Bank Recognition Agreement and the Wells Fargo Recognition Agreement.

         Record Date:  For each Class of Group I  Certificates,  the Business Day preceding the applicable
Distribution  Date so long as such Class of Certificates  remains in book-entry  form; and otherwise,  the close  of  business  on the  last  Business  Day of the  month  immediately  preceding  the  month of such
Distribution  Date.  For each  Class of Group II  Certificates  and Group III  Certificates,  the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

         Reference  Bank:  A leading  bank  selected by the  Securities  Administrator  that is engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

         Reference Bank Rate: With respect to any Interest Accrual Period,  the arithmetic  mean,  rounded upwards, if necessary,  to the nearest whole multiple of 0.03125%,  of the offered rates for United States dollar  deposits  for one month that are quoted by the  Reference  Banks as of 11:00  a.m.,  New York City
time,  on the related  interest  determination  date to prime banks in the London  interbank  market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of all
Classes  of Group I Offered  Certificates  and the Class  I-B-3  Certificates  for such  Interest  Accrual
Period,  provided  that at least two such  Reference  Banks  provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards,  if necessary,  to the nearest  whole  multiple  of  0.03125%,  of the rates  quoted by one or more major banks in New York City, selected by the  Securities  Administrator,  as of 11:00 a.m.,  New York City time, on such date for loans in U.S.  dollars to leading  European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of all Classes of Group I Offered Certificates and the Class
I-B-3 Certificates.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as such may be amended  from time to time,  and  subject to such  clarification  and interpretation as have been provided by the Commission in the adopting release  (Asset-Backed  Securities,
Securities  Act Release No.  33-8518,  70 Fed.  Reg.  1,506,  1,531 (Jan. 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         Reinvestment  Agreements:  One  or  more  reinvestment  agreements,   acceptable  to  the  Rating
Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

         Related Certificates:        (A) For  each  REMIC I Regular  Interest,  the Class or  Classes  of
Certificates shown opposite the name of such REMIC I Regular Interest in the following table:

------------------------------------------------------------ ---------------------------------------------------------
REMIC I Regular Interest                                     Classes of Certificates
------------------------------------------------------------ ---------------------------------------------------------
II-A                                                         II-A-1; II-A-2; II-X-1
------------------------------------------------------------ ---------------------------------------------------------
II-B-1                                                       II-B-1; II-BX-1
------------------------------------------------------------ ---------------------------------------------------------
II-B-2                                                       II-B-2; II-BX-2
------------------------------------------------------------ ---------------------------------------------------------
II-B-3                                                       II-B-3
------------------------------------------------------------ ---------------------------------------------------------
II-B-4                                                       II-B-4
------------------------------------------------------------ ---------------------------------------------------------
II-B-5                                                       II-B-5
------------------------------------------------------------ ---------------------------------------------------------
II-B-6                                                       II-B-6
------------------------------------------------------------ ---------------------------------------------------------

  (B) For each REMIC II Regular  Interest,  the Class or Classes of  Certificates  shown opposite the name of such REMIC II Regular Interest in the following table:

------------------------------------------------------------ ---------------------------------------------------------
REMIC II Regular Interest                                    Classes of Certificates
------------------------------------------------------------ ---------------------------------------------------------
III-A                                                        III-A-1; III-A-2; III-B-1; III-B-2; III-B-3; III-X-1
------------------------------------------------------------ ---------------------------------------------------------
III-B-4                                                      III-B-4
------------------------------------------------------------ ---------------------------------------------------------
III-B-5                                                      III-B-5
------------------------------------------------------------ ---------------------------------------------------------
III-B-6                                                      III-B-6
------------------------------------------------------------ ---------------------------------------------------------

(C) For each REMIC IV Regular  Interest,  the Class or Classes of Certificates  shown opposite the name of such REMIC IV Regular Interest in the following table:

------------------------------------------------------------ ---------------------------------------------------------
REMIC V Regular Interest                                     Classes of Certificates
------------------------------------------------------------ ---------------------------------------------------------
I-A-1                                                        I-A-1
------------------------------------------------------------ ---------------------------------------------------------
I-A-2                                                        I-A-2
------------------------------------------------------------ ---------------------------------------------------------
I-M-1                                                        I-M-1
------------------------------------------------------------ ---------------------------------------------------------
I-M-2                                                        I-M-2
------------------------------------------------------------ ---------------------------------------------------------
I-B-1                                                        I-B-1
------------------------------------------------------------ ---------------------------------------------------------
I-B-2                                                        I-B-2
------------------------------------------------------------ ---------------------------------------------------------
I-B-3                                                        I-B-3
------------------------------------------------------------ ---------------------------------------------------------
B-IO-I and B-IO-P                                            B-IO
------------------------------------------------------------ ---------------------------------------------------------
II-A-1                                                       II-A-1
------------------------------------------------------------ ---------------------------------------------------------
II-A-2                                                       II-A-2
------------------------------------------------------------ ---------------------------------------------------------
II-X-1                                                       II-X-1
------------------------------------------------------------ ---------------------------------------------------------
II-B-1                                                       II-B-1
------------------------------------------------------------ ---------------------------------------------------------
II-B-2                                                       II-B-2
------------------------------------------------------------ ---------------------------------------------------------
II-B-3                                                       II-B-3
------------------------------------------------------------ ---------------------------------------------------------
II-B-4                                                       II-B-4
------------------------------------------------------------ ---------------------------------------------------------
II-B-5                                                       II-B-5
------------------------------------------------------------ ---------------------------------------------------------
II-B-6                                                       II-B-6
------------------------------------------------------------ ---------------------------------------------------------
III-A-1                                                      III-A-1
------------------------------------------------------------ ---------------------------------------------------------
III-A-2                                                      III-A-2
------------------------------------------------------------ ---------------------------------------------------------
III-X-1                                                      III-X-1
------------------------------------------------------------ ---------------------------------------------------------
III-B-1                                                      III-B-1
------------------------------------------------------------ ---------------------------------------------------------
III-B-2                                                      III-B-2
------------------------------------------------------------ ---------------------------------------------------------
III-B-3                                                      III-B-3
------------------------------------------------------------ ---------------------------------------------------------
III-B-4                                                      III-B-4
------------------------------------------------------------ ---------------------------------------------------------
III-B-5                                                      III-B-5
------------------------------------------------------------ ---------------------------------------------------------
III-B-6                                                      III-B-6
------------------------------------------------------------ ---------------------------------------------------------

(D) For the REMIC V Regular Interest, the Class B-IO Certificates.

         Relief Act:  The Servicemembers Civil Relief Act, as amended, or similar state law.

         Relief Act Mortgage  Loan: Any Mortgage Loan as to which the Scheduled  Payment  thereof has been reduced due to the application of the Relief Act.

         Remaining  Excess Spread:  With respect to any  Distribution  Date,  the Excess Spread  remaining after the distribution of the Extra Principal Distribution Amount for such Distribution Date.

         REMIC: A "real estate  mortgage  investment  conduit"  within the meaning of  Section 860D of the
Code.

         REMIC Administrator:  The Securities  Administrator;  provided that if the REMIC Administrator is found by a court of  competent  jurisdiction  to no longer be able to  fulfill  its  obligations  as REMIC
Administrator  under this Agreement the Servicer or Trustee,  in its capacity as successor Master Servicer shall  appoint  a  successor  REMIC  Administrator,  subject  to  assumption  of the  REMIC  Administrator obligations under this Agreement.

         REMIC Interest:  Any of the REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V Interests.

         REMIC  Opinion:  An Opinion  of  Independent  Counsel,  to the effect  that the  proposed  action described  therein would not,  under the REMIC  Provisions,  (i) cause any 2006-8 REMIC to fail to qualify as a REMIC  while any  regular  interest  in such 2006-8  REMIC is  outstanding,  (ii) result  in a tax on prohibited  transactions with respect to any 2006-8 REMIC or  (iii) constitute  a taxable  contribution to any 2006-8 REMIC after the Startup Day.

         REMIC  Provisions:  The  provisions  of the  federal  income tax law  relating  to REMICs,  which appear at Sections  860A through 860G of the Code,  and related  provisions  and  regulations  promulgated thereunder, as the foregoing may be in effect from time to time.

         REMIC Regular  Interest:  Any of the REMIC I,  REMIC II, REMIC III, REMIC IV, and REMIC V Regular
Interests.

         REMIC I:  The  segregated  pool of  assets,  with  respect  to  which a  REMIC  election  is made pursuant to this Agreement, consisting of:

         (a)      the Group II  Mortgage  Loans and the related  Mortgage  Files and  collateral  securing such Group II Mortgage Loans,

         (b)      all  payments on and  collections  in respect of the Group II  Mortgage  Loans due after the Cut-off Date as shall be on deposit in the  Distribution  Account and  identified  as belonging to the
Trust Fund,

         (c)      property  that  secured  a Group II  Mortgage  Loan and that has been  acquired  for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

         (d)      the  hazard  insurance  policies  and  Primary  Mortgage  Insurance  Policies,  if  any,
relating to the Group II Mortgage Loans, and

         (e)      all proceeds of clauses (a) through (d) above.

         REMIC I Available  Distribution  Amount:  For any Distribution Date, the Available Funds for Loan
Group II.

         REMIC I  Distribution  Amount:  For any  Distribution  Date,  the REMIC I Available  Distribution
Amount  shall be  distributed  by REMIC I to REMIC IV on account of the REMIC I Regular  Interests  and to the Class R  Certificates  in  respect  of  Component  I  thereof,  as  follows:  to each  REMIC I Regular
Interest in respect of Uncertificated  Accrued Interest thereon and the  Uncertificated  Principal Balance thereof,  the amount  distributed  in respect of interest and principal on the Related Class or Classes of
Certificates  (with such amounts  having the same  character as interest or principal  with respect to the
REMIC I Regular  Interest  as they have with  respect to the Related  Certificate  or  Certificates).  Any remaining amount of the REMIC I Available  Distribution  Amount shall be distributed to the holders of the
Class R Certificates in respect of Component I thereof.

         REMIC I Interests:  The REMIC I Regular Interests and Component I of the Class R Certificates.

         REMIC I Regular Interest:  Any of the separate  non-certificated  beneficial  ownership interests in REMIC I set forth in  Section 5.01(c)(i)  and issued  hereunder and designated as a "regular  interest"
in REMIC I.  Each REMIC I Regular Interest shall accrue interest at the  Uncertificated  Pass-Through Rate specified  for such REMIC I  Interest in  Section 5.01(c)(i),  and shall be entitled to  distributions  of principal,  subject to the terms and  conditions  hereof,  in an  aggregate  amount  equal to its  initial
Uncertificated   Principal  Balance  as  set  forth  in  Section 5.01(c)(i).   The  designations  for  the
respective REMIC I Regular Interests are set forth in Section 5.01(c)(i).

         REMIC II:  The  segregated  pool of  assets,  with  respect  to  which a REMIC  election  is made pursuant to this Agreement, consisting of:

         (a)      the Group III Mortgage  Loans and the related  Mortgage  Files and  collateral  securing such Group III Mortgage Loans,

         (b)      all payments on and  collections  in respect of the Group III  Mortgage  Loans due after the Cut-off Date as shall be on deposit in the  Distribution  Account and  identified  as belonging to the
Trust Fund,

         (c)      property  that  secured a Group III  Mortgage  Loan and that has been  acquired  for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

         (d)      the  hazard  insurance  policies  and  Primary  Mortgage  Insurance  Policies,  if  any,
relating to the Group III Mortgage Loans, and

         (e)      all proceeds of clauses (a) through (d) above.

         REMIC II  Available  Distribution  Amount:  For Loan  Group III for any  Distribution  Date,  the
Available Funds for such Loan Group.

         REMIC II  Distribution  Amount:  For any Distribution  Date, the REMIC II Available  Distribution
Amount shall be  distributed  by REMIC II to REMIC IV on account of the REMIC II Regular  Interests and to the Class R  Certificates  in  respect of  Component  II  thereof,  as  follows:  to each REMIC II Regular
Interest in respect of Uncertificate  Accrued Interest thereon and the  Uncertificated  Principal  Balance thereof,  the amount  distributed  in respect of interest and principal on the Related Class or Classes of
Certificates  (with such amounts  having the same  character as interest or principal  with respect to the
REMIC II Regular  Interest as they have with  respect to the Related  Certificate  or  Certificates).  Any remaining  amount of the REMIC II Available  Distribution  Amount shall be  distributed  to the holders of the Class R Certificates in respect of Component II thereof.

         REMIC II   Interests:   The  REMIC II   Regular   Interests  and   Component II  of  the  Class R
Certificates.

         REMIC II Regular Interest:  Any of the separate  non-certificated  beneficial ownership interests in REMIC II set forth in  Section 5.01(c)(ii)  and issued hereunder and designated as a "regular interest"
in REMIC II.  Each REMIC II  Regular  Interest shall accrue  interest at the  Uncertificated  Pass-Through
Rate specified for such REMIC II Interest in  Section 5.01(c)(ii),  and shall be entitled to distributions of principal,  subject to the terms and  conditions  hereof,  in an aggregate  amount equal to its initial
Uncertificated  Principal  Balance  as  set  forth  in  Section 5.01(c)(ii).   The  designations  for  the
respective REMIC II Regular Interests are set forth in Section 5.01(c)(ii).

         REMIC  III:  The  segregated  pool of assets,  with  respect  to which a REMIC  election  is made pursuant to this  Agreement,  consisting of: (a)the Group I Mortgage Loans and the related  Mortgage Files and collateral  securing such Group I Mortgage  Loans,  (b) all payments on and  collections in respect of the Group I Mortgage Loans due after the Cut off Date as shall be on deposit in the  Distribution  Account and  identified  as belonging to the Trust Fund,  (c)  property  that secured a Group I Mortgage  Loan and that has been  acquired  for the  benefit  of the  Certificateholders  by  foreclosure  or deed in lieu of foreclosure,  (d) the hazard insurance policies and Primary Mortgage Insurance  Policies,  if any, related to the Group I Mortgage Loans and (e) all proceeds of clauses (a) through (d) above.

         REMIC III Available  Distribution  Amount:  For any  Distribution  Date, the Available  Funds for
Loan Group I.

         REMIC III Distribution  Amount: For any Distribution  Date, the REMIC III Available  Distribution
Amount shall be  distributed  by REMIC III to REMIC IV on account of the REMIC III  Regular  Interests and to the Class R Certificates in respect of Component III thereof, in the following order of priority:

         1.       to  REMIC IV as the holder of the REMIC III Regular  Interests,  pro rata,  in an amount equal to (A) their  Uncertificated  Accrued Interest for such  Distribution  Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

         2.       to REMIC IV as the  holder of the REMIC III  Regular  Interests,  in an amount  equal to the  remainder of the REMIC III Available  Distribution  Amount after the  distributions  made pursuant to clause (1) above, allocated as follows:

         (A)      in respect of REMIC III Regular  Interest LT2, REMIC III Regular  Interest LT3 and REMIC
III Regular Interest LT4, their respective Principal Distribution Amounts;

         (B)      in respect of REMIC III Regular  Interest  LT1 any  remainder  until the  Uncertificated
Principal Balance thereof is reduced to zero; and

         (C)      any remainder in respect of REMIC III Regular  Interest LT2, REMIC III Regular  Interest
LT3 and REMIC III Regular  Interest LT4, pro rata according to their respective  Uncertificated  Principal
Balances as reduced by the  distributions  deemed  made  pursuant  to (i) above,  until  their  respective
Uncertificated Principal Balances are reduced to zero; and

         3.       any  remaining  amounts  to the  Holders  of the  Class R  Certificates  in  respect  of
Component II thereof.

         REMIC  III  Interests:  The  REMIC  III  Regular  Interests  and  Component  III of the  Class  R
Certificates.

         REMIC III  Principal  Reduction  Amounts:  For any  Distribution  Date,  the amounts by which the principal  balances of the  REMIC III  Regular  Interests  LT1,  LT2, LT3 and LT4,  respectively,  will be reduced  on such  Distribution  Date  by the  allocation  of  Realized  Losses  and  the  distribution  of principal, determined as follows:

         For purposes of the succeeding  formulas the following  symbols shall have the meanings set forth below:

         Y1 =     the principal balance of the REMIC III  Regular Interest LT1 after  distributions on the prior Distribution Date.

         Y2 =     the principal balance of the REMIC III  Regular Interest LT2 after  distributions on the prior Distribution Date.

         Y3 =     the principal balance of the REMIC III  Regular Interest LT3 after  distributions on the prior Distribution Date.

         Y4 =     the principal balance of the REMIC III  Regular Interest LT4 after  distributions on the prior Distribution Date (note:  Y3 = Y4).

         ΔY1 =    the REMIC III Regular Interest LT1 Principal Reduction Amount.

         ΔY2 =    the REMIC III Regular Interest LT2 Principal Reduction Amount.

         ΔY3 =    the REMIC III Regular Interest LT3 Principal Reduction Amount.

         ΔY4 =    the REMIC III Regular Interest LT4 Principal Reduction Amount.

         P0 =     the aggregate  principal  balance of the REMIC III  Regular  Interests LT1, LT2, LT3 and
LT4 after distributions and the allocation of Realized Losses on the prior Distribution Date.

         P1 =     the aggregate  principal  balance of the REMIC III  Regular  Interests LT1, LT2, LT3 and
LT4 after distributions and the allocation of Realized Losses to be made on such Distribution Date.

         ΔP =     P0 - P1 = the  aggregate  of the  REMIC III  Regular  Interests  LT1,  LT2,  LT3 and LT4
Principal Reduction Amounts.

         =the  aggregate  of the  principal  portions  of  Realized  Losses to be  allocated  to,  and the principal  distributions  to be made on, the Group I Certificates  on such  Distribution  Date  (including distributions  of  accrued  and unpaid  interest  on the Class SB-I  Certificates  for prior  Distribution
Dates).

         R0 =     the Net Rate Cap (stated as a monthly rate) after giving  effect to amounts  distributed and Realized Losses allocated on the prior Distribution Date.

         R1 =     the Net Rate Cap  (stated  as a monthly  rate)  after  giving  effect to  amounts  to be distributed and Realized Losses to be allocated on such Distribution Date.

         α =      (Y2 +  Y3)/P0.  The  initial  value  of α on the  Closing  Date  for  use  on the  first
Distribution Date shall be 0.0001.

         γ0 =     the  lesser  of (A) the sum for all  Classes  of Group I  Certificates,  other  than the
Class B-IO  Certificates,  of the product for each Class of (i) the monthly  interest  rate (as limited by the  Net  Rate  Cap,  if  applicable)  for  such  Class applicable  for  distributions  to be made on such
Distribution   Date  and  (ii)  the  aggregate   Certificate   Principal   Balance  for  such  Class after
distributions and the allocation of Realized Losses on the prior Distribution Date and (B) R0*P0.

         γ1  =    the  lesser  of (A) the sum for all  Classes  of Group I  Certificates,  other  than the
Class B-IO  Certificates,  of the product for each Class of (i) the monthly  interest  rate (as limited by the Net Rate Cap,  if  applicable)  for such  Class applicable  for  distributions  to be made on the next succeeding  Distribution  Date and (ii) the aggregate  Certificate  Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date and (B) R1*P1.

         Then, based on the foregoing definitions:

         ΔY1 =    ΔP - ΔY2 - ΔY3 - ΔY4;

         ΔY2 =    (α/2){( γ0R1 - γ1R0)/R0R1};

         ΔY3 =    αΔP - ΔY2; and

         ΔY4 =    ΔY3.

         if both ΔY2 and ΔY3, as so determined, are non-negative numbers.  Otherwise:

         (1)If ΔY2, as so determined, is negative, then

         ΔY2 = 0;

         ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

         ΔY4 = ΔY3; and

         ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

         (2)If ΔY3, as so determined, is negative, then

         ΔY3 = 0;

         ΔY2 = α{γ0R1P1 - γ1R0P0}/{2R1R0P1 -  γ1R0};

         ΔY4 = ΔY3; and

         ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

         REMIC III  Realized Losses:  For any Distribution  Date,  Realized Losses on the Group I Mortgage
Loans for the related Due Period shall be  allocated,  as follows:  (i) the  interest  portion of Realized
Losses,  if any,  shall be allocated pro rata to accrued  interest on the REMIC III  Regular  Interests to the extent of such accrued interest,  and (ii) any remaining  interest portions of Realized Losses and any principal  portions of  Realized  Losses  shall be treated as  principal  portions of Realized  Losses and allocated  (i) to the  REMIC III  Regular  Interest  LT2,  REMIC III  Regular  Interest LT3 and  REMIC III
Regular Interest LT4, pro rata according to their respective  Principal  Reduction Amounts,  provided that such  allocation  to each of the  REMIC III  Regular  Interest  LT2,  REMIC III  Regular  Interest LT3 and
REMIC III  Regular Interest LT4 shall not exceed their  respective  Principal  Reduction  Amounts for such
Distribution  Date, and (ii) any Realized Losses not allocated to any of REMIC III  Regular  Interest LT2,
REMIC III  Regular  Interest LT3 or REMIC III  Regular  Interest LT4 pursuant to the proviso of clause (i)
above shall be allocated to the REMIC III Regular Interest LT1.

         REMIC III Regular Interest: Any of the separate  non-certificated  beneficial ownership interests in  REMIC III  set forth in  Section 5.01(c)(iii)  and  issued  hereunder  and  designated  as a  "regular interest" in REMIC III.  Each  REMIC III  Regular  Interest  shall accrue  interest at the  Uncertificated
Pass-Through  Rate specified for such REMIC III  Interest in  Section 5.01(c)(iii),  and shall be entitled to distributions of principal,  subject to the terms and conditions  hereof,  in an aggregate amount equal to its initial  Uncertificated  Principal Balance as set forth in  Section 5.01(c)(iii).  The designations for the respective REMIC III Regular Interests are set forth in Section 5.01(c)(iii).

         REMIC III  Regular  Interest  LT1: A regular  interest in  REMIC III  that is held as an asset of
REMIC IV,  that has an initial principal balance equal to the related  Uncertificated  Principal  Balance, that bears  interest at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC III  Regular Interest LT1 Principal  Distribution  Amount:  For any Distribution  Date, the
excess,  if any, of the REMIC III  Regular Interest LT1 Principal  Reduction Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC III Regular Interest LT1 on such Distribution Date.

         REMIC III  Regular  Interest  LT2: A regular  interest in  REMIC III  that is held as an asset of
REMIC IV,  that has an initial principal balance equal to the related  Uncertificated  Principal  Balance, that bears  interest at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC III  Regular Interest LT2 Principal  Distribution  Amount:  For any Distribution  Date, the
excess,  if any, of the REMIC III  Regular Interest LT2 Principal  Reduction Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC III Regular Interest LT2 on such Distribution Date.

         REMIC III  Regular  Interest  LT3: A regular  interest in  REMIC III  that is held as an asset of
REMIC IV,  that has an initial principal balance equal to the related  Uncertificated  Principal  Balance, that bears  interest at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC III  Regular Interest LT3 Principal  Distribution  Amount:  For any Distribution  Date, the
excess,  if any, of the REMIC III  Regular Interest LT3 Principal  Reduction Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC III Regular Interest LT3 on such Distribution Date.

         REMIC III  Regular  Interest  LT4: A regular  interest in  REMIC III  that is held as an asset of
REMIC IV,  that has an initial principal balance equal to the related  Uncertificated  Principal  Balance, that bears  interest at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC III  Regular Interest LT4 Principal  Distribution  Amount:  For any Distribution  Date, the
excess,  if any, of the REMIC III  Regular Interest LT4 Principal  Reduction Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC III Regular Interest LT4 on such Distribution Date.

         REMIC IV: That group of assets  contained in the Trust Fund  designated as a REMIC  consisting of the REMIC I Regular  Interests,  REMIC II  Regular  Interests  and REMIC  III  Regular  Interests  and any
proceeds thereof.

         REMIC  IV  Available   Distribution  Amount:  For  any  Distribution  Date,  the  amounts  deemed distributed  with  respect  to the REMIC I Regular  Interests,  REMIC II Regular  Interests  and REMIC III
Regular Interests pursuant to Section 6.10.

         REMIC IV Distribution  Amount:  For any  Distribution  Date, the REMIC IV Available  Distribution
Amount shall be deemed  distributed by REMIC IV to the holders of the  Certificates  (other than the Class
B-IO  Certificates) on account of the REMIC IV Regular  Interests  (other than REMIC IV Regular  Interests
B-IO-I and  B-IO-P),  to REMIC V on account  of REMIC IV  Regular  Interests  B-IO-I and B-IO-P and to the
Class R Certificates  in respect of Component IV thereof,  as follows:  to each REMIC IV Regular  Interest in respect of  Uncertificated  Interest thereon and the  Uncertificated  Principal  Balance  thereof,  the amount  distributed  in respect of interest and principal on the Related Class or Classes of  Certificates
(with such  amounts  having the same  character  as interest  or  principal  with  respect to the REMIC IV
Regular  Interest  as they  have  with  respect  to the  Related  Certificate  or  Certificates)  with the following  exceptions:  (1) No amount  paid to any  Certificate  in respect  of any Basis  Risk  Shortfall
Amount or Basis Risk  Shortfall  Carryforward  Amount shall be included in the amount paid in respect of a related  REMIC IV Regular  Interest  and (2) amounts paid in respect of Basis Risk  Shortfall  Amounts and
Basis Risk Shortfall  Carryforward  Amounts to the extent not derived from any Cap Contract Payment Amount shall be deemed  paid with  respect to REMIC IV Regular  Interest  B-IO-I in respect of accrued and unpaid interest  thereon.  Any  remaining  amount  of  the  REMIC  IV  Available  Distribution  Amount  shall  be distributed to the holders of the Class R Certificates in respect of Component V thereof.

         REMIC  IV  Interests:   The  REMIC  IV  Regular  Interests  and  Component  IV  of  the  Class  R
Certificates.

         REMIC IV Regular Interest:  Any of the separate  non-certificated  beneficial ownership interests in REMIC IV set forth in  Section 5.01(c)(iv)  and issued hereunder and designated as a "regular interest"
in REMIC IV.  Each REMIC IV  Regular  Interest shall accrue  interest at the  Uncertificated  Pass-Through
Rate specified for such REMIC IV Interest in  Section 5.01(c)(iv),  and shall be entitled to distributions of principal,  subject to the terms and  conditions  hereof,  in an aggregate  amount equal to its initial
Uncertificated  Principal  Balance  as  set  forth  in  Section 5.01(c)(iv).   The  designations  for  the
respective REMIC IV Regular Interests are set forth in Section 5.01(c)(iv).

         REMIC V: That group of assets  contained in the Trust Fund  designated  as a REMIC  consisting of
REMIC IV Regular Interests B-IO-I and B-IO-P and any proceeds thereof.

         REMIC  V  Available   Distribution   Amount:  For  any  Distribution  Date,  the  amounts  deemed distributed with respect to REMIC IV Regular Interests B-IO-I and B-IO-P pursuant to Section 6.10.

         REMIC V  Distribution  Amount:  For any  Distribution  Date,  the REMIC V Available  Distribution
Amount shall be deemed  distributed  by REMIC V to the holders of the Class B-IO  Certificates  on account of the REMIC V Regular Interest.

         REMIC V Interests:  The REMIC V Regular Interest and the Class R-X Certificates.

         REMIC V  Regular  Interest:  The  separate  non-certificated  beneficial  ownership  interest  in
REMIC V set forth in  Section 5.01(c)(v)  and issued  hereunder and designated as a "regular  interest" in
REMIC V.  The REMIC V  Regular  Interest shall accrue  interest at the  Uncertificated  Pass-Through  Rate specified  for such  REMIC V  Interest in  Section 5.01(c)(v).  The  designation  for the REMIC V  Regular
Interest is set forth in Section 5.01(c)(v).

         REO  Property:  A  Mortgaged  Property  acquired in the name of the  Trustee,  for the benefit of
Certificateholders,  by  foreclosure  or  deed-in-lieu  of  foreclosure  in  connection  with a  defaulted
Mortgage Loan.

         Reportable Event:  As defined in Section 3.18(a)(iii).

         Repurchase  Price:  With respect to any  Mortgage  Loan (or any  property  acquired  with respect thereto)  required  to be  repurchased  by the  Sponsor  (on its own  behalf as a Seller  and on behalf of
Master  Funding)  pursuant to the Mortgage Loan  Purchase  Agreement or Article II of this  Agreement,  an amount  equal  to the  excess  of (i) the sum of (a) 100% of the  Outstanding  Principal  Balance  of such
Mortgage  Loan as of the date of  repurchase  (or if the related  Mortgaged  Property  was  acquired  with respect thereto,  100% of the Outstanding  Principal Balance at the date of the acquisition),  (b) accrued but unpaid interest on the Outstanding  Principal Balance at the related Mortgage  Interest Rate,  through and including  the last day of the month of repurchase  and (c) any costs and damages (if any) incurred by the Trust in connection  with any  violation of such  Mortgage  Loan of any  predatory or abusive  lending laws over (ii) any portion of the Master  Servicing  Compensation,  Servicing  Fee,  Monthly  Advances and
advances payable to the purchaser of the Mortgage Loan (if any).

         Repurchase  Proceeds:  The Repurchase  Price in connection with any repurchase of a Mortgage Loan by the Sponsor  (on its own behalf as a Seller and on behalf of Master  Funding)  and any cash  deposit in connection  with the  substitution  of a Mortgage Loan, in each case in accordance  with the Mortgage Loan
Purchase Agreement.

         Request for Release:  A request for release in the form attached hereto as Exhibit D.

         Required  Insurance  Policy:  With respect to any Mortgage  Loan,  any insurance  policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

         Reserve  Fund:   The  separate   trust  account   created  and   maintained  by  the   Securities
Administrator pursuant to Section 4.06 hereof.

         Residual    Certificate:    Any   of   the    Class R    Certificates,    consisting    of   four
components—Component I,  Component II,  Component III and Component IV—respectively representing ownership of the sole class of  residual  interest  in each of REMIC I, REMIC II,  REMIC III,  and REMIC IV, and the
Class R-X Certificates.

         Responsible  Officer:  Any officer  assigned to the Corporate  Trust Office of the Trustee or the
Securities  Administrator,  as the case may be (or any successor  thereto),  including any Vice President,
Assistant Vice President,  Trust Officer, any Assistant Secretary,  any trust officer or any other officer of the Trustee or the  Securities  Administrator,  as the case may be,  customarily  performing  functions similar to those performed by any of the above designated  officers and having direct  responsibility  for the  administration  of  this  Agreement,  and  any  other  officer  of  the  Trustee  or  the  Securities
Administrator,  as the case may be, to whom a matter  arising  hereunder  may be referred  because of such officer's knowledge of and familiarity with the particular subject.

         Rule  144A  Certificate:  The  certificate  to  be  furnished  by  each  purchaser  of a  Private
Certificate  (which is also a Physical  Certificate) which is a Qualified  Institutional  Buyer as defined under Rule 144A promulgated  under the Securities Act,  substantially in the form set forth as Exhibit F-2 hereto.

         S&P:  Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc., and its successors in interest.

         Sarbanes-Oxley  Act:  The  Sarbanes-Oxley  Act of  2002  and the  rules  and  regulations  of the
Commission promulgated thereunder (including any interpretation thereof by the Commission's staff).

         Sarbanes-Oxley Certification:  As defined in Section 3.18(a)(iv).

         Scheduled  Payment:  With respect to any Mortgage Loan and any Due Period,  the scheduled payment or payments of principal  and interest  due during such Due Period on such  Mortgage  Loan which either is payable  by a  Mortgagor  in such Due  Period  under  the  related  Mortgage  Note or,  in the case of REO
Property, would otherwise have been payable under the related Mortgage Note.

         Scheduled Principal:  The principal portion of any Scheduled Payment.

         Securities Act:  The Securities Act of 1933, as amended.

         Securities  Administrator:  Wells Fargo Bank,  National  Association,  in its  capacity as paying agent or  securities  administrator  (as  applicable)  hereunder,  or its  successor in  interest,  or any successor securities administrator or paying agent appointed as herein provided.

         Securities Administrator Information:  As defined in Section 3.18(c).

         Securities  Legend:  "THIS  CERTIFICATE  HAS NOT  BEEN  AND  WILL  NOT BE  REGISTERED  UNDER  THE
SECURITIES  ACT OF 1933,  AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE
HOLDER HEREOF,  BY PURCHASING THIS  CERTIFICATE,  AGREES THAT THIS  CERTIFICATE MAY BE REOFFERED,  RESOLD,
PLEDGED OR OTHERWISE  TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS
AND ONLY (1)  PURSUANT  TO RULE 144A UNDER THE  SECURITIES  ACT ("RULE  144A") TO A PERSON THAT THE HOLDER
REASONABLY  BELIEVES  IS A  QUALIFIED  INSTITUTIONAL  BUYER  WITHIN  THE  MEANING  OF RULE 144A (A "QIB"),
PURCHASING  FOR ITS OWN  ACCOUNT  OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE  HOLDER  HAS
INFORMED,  IN EACH CASE, THAT THE REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON
RULE 144A OR (2) IN  CERTIFICATED  FORM TO AN  "INSTITUTIONAL  ACCREDITED  INVESTOR"  WITHIN  THE  MEANING
THEREOF IN RULE  501(a)(1),  (2),  (3) or (7) OF  REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF
THE EQUITY  OWNERS COME  WITHIN SUCH  PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE
SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN
THE FORM  PROVIDED IN THE  AGREEMENT  AND (B) THE RECEIPT BY THE  SECURITIES  ADMINISTRATOR  OF SUCH OTHER
EVIDENCE ACCEPTABLE TO THE SECURITIES  ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN
COMPLIANCE  WITH THE  SECURITIES  ACT AND OTHER  APPLICABLE  LAWS OR IN EACH CASE IN  ACCORDANCE  WITH ALL
APPLICABLE  SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE  JURISDICTION.  THIS CERTIFICATE
MAY NOT BE  ACQUIRED  DIRECTLY  OR  INDIRECTLY  BY, OR ON BEHALF  OF, AN  EMPLOYEE  BENEFIT  PLAN OR OTHER
RETIREMENT  ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE  RETIREMENT  INCOME SECURITY
ACT OF 1974,  AS AMENDED,  AND/OR  SECTION  4975 OF THE  INTERNAL  REVENUE  CODE OF 1986,  AS AMENDED (THE
"CODE"),  OR BY A PERSON  USING "PLAN  ASSETS" OF A PLAN,  UNLESS THE  PROPOSED  TRANSFEREE  PROVIDES  THE
SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE,  MASTER SERVICER AND
THE  SECURITIES  ADMINISTRATOR  AND ON WHICH  THEY  MAY  RELY  WHICH  IS  SATISFACTORY  TO THE  SECURITIES
ADMINISTRATOR  THAT THE  PURCHASE OF THIS  CERTIFICATE  IS  PERMISSIBLE  UNDER  APPLICABLE  LAW,  WILL NOT
CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT
INCOME  SECURITY  ACT OF 1974,  AS  AMENDED,  OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER
SERVICER,  THE TRUSTEE OR THE  SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION  OR  LIABILITY IN ADDITION TO
THOSE UNDERTAKEN IN THE AGREEMENT.

         Security  Instrument:  A written  instrument  creating a valid first lien on a Mortgaged Property securing a Mortgage Note,  which may be any  applicable  form of mortgage,  deed of trust,  deed to secure debt or security deed, including any riders or addenda thereto.

         Seller:  EMC or Master Funding,  in each case, in its capacity as seller of the Mortgage Loans to the Depositor.

         Senior  Certificates:  The Group I Senior  Certificates,  Group II Senior  Certificates and Group
III Senior Certificates.

         Senior  Enhancement  Percentage:  As to each  Distribution  Date, the percentage  equivalent of a fraction,  the numerator of which is the sum of (i) the aggregate of the Certificate  Principal Balance of the Class  I-M-1,  Class  I-M-2,  Class  I-B-1,  Class  I-B-2 and Class  I-B-3  Certificates  and (ii) the
Overcollateralization  Amount,  in each case after  taking into  account the  distribution  of the related
Principal  Distribution  Amounts on such Distribution  Date, and the denominator of which is the aggregate
Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date.

         Senior Optimal  Principal  Amount:  The Group II Senior Optimal Principal Amount or the Group III
Senior Optimal Principal Amount, as applicable.

         Senior  Percentage:  The  Group II Senior  Percentage  or the Group  III  Senior  Percentage,  as
applicable.

         Senior  Prepayment  Percentage:  The  Group II  Senior  Prepayment  Percentage  or the  Group III
Senior Prepayment Percentage, as applicable.

         Servicer  Remittance  Date: With respect to each Mortgage Loan and the applicable  Servicer,  the date set forth in the related Servicing Agreement.

         Servicers:  Each of Bank of  America,  Chevy  Chase,  Countrywide,  EMC,  EverHome,  GMAC,  HSBC,
Indymac,  Mid America,  PHH,  U.S.  Bank and Wells Fargo and their  respective  permitted  successors  and assigns.

         Servicing  Agreement:  Each of the Bank of America  Servicing  Agreement,  Chevy Chase  Servicing
Agreement,  Countrywide Servicing Agreement, EMC Servicing Agreement,  EverHome Servicing Agreement,  GMAC
Servicing  Agreement,  HSBC  Servicing  Agreement,  IndyMac  Servicing  Agreement,  Mid America  Servicing
Agreement,  PHH Servicing  Agreement,  U.S. Bank Servicing  Agreement and Wells Fargo Servicing  Agreement
and  their  respective  permitted  successors  and  assigns.,  in each  case as  modified  by the  related
Assignment Agreement and/or Recognition Agreement.

         Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of  Regulation  AB, as such may be amended from time to time.

         Servicing  Fee: As to any Mortgage  Loan and  Distribution  Date,  an amount equal to the product of (i) the Stated  Principal  Balance of such Mortgage Loan as of the Due Date in the prior calendar month and (ii) the related Servicing Fee Rate.

         Servicing  Fee Rate:  As to any  Mortgage  Loan,  a per annum  rate as set forth in the  Mortgage
Loan Schedule.

         Servicing  Officer:  The  President  or a Vice  President or  Assistant  Vice  President or other authorized  officer of the Master Servicer having direct  responsibility  for the  administration  of this
Agreement,  and any other  authorized  officer of the Master  Servicer to whom a matter arising  hereunder may be referred.

         Special Deposit:  As of the Closing Date, an amount equal to $116,437.16.

         Special Hazard Loss: A Realized Loss  attributable  to damage or a direct  physical loss suffered by a  mortgaged  property  (including  any  Realized  Loss due to the  presence or  suspected  presence of hazardous  wastes or substances on a mortgaged  property)  other than any such damage or loss covered by a hazard  policy or a flood  insurance  policy  required  to be  maintained  in  respect  of such  mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

         Sponsor:  EMC, as mortgage loan seller under the Mortgage Loan Purchase Agreement.

         Startup Day:  December 28, 2006.

         Stated  Principal  Balance:  With  respect to any  Mortgage  Loan or related REO Property and any
Distribution  Date, the Outstanding  Principal Balance thereof as of the Cut-off Date minus the sum of (i)
the  principal  portion of the  Scheduled  Payments due with respect to such Mortgage Loan during each Due
Period ending prior to such  Distribution  Date (and  irrespective  of any  delinquency in their payment),
(ii) all  Principal  Prepayments  with  respect  to such  Mortgage  Loan  received  prior to or during the related Prepayment  Period, and all Liquidation  Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance  with this  Agreement or the  applicable  Servicing  Agreement  with respect to such Mortgage Loan,  that were received by the related  Servicer as of the close of business on the last day of the calendar month  immediately  preceding such  Distribution  Date and (iii) any Realized
Losses on such Mortgage Loan incurred during the prior calendar month. The Stated  Principal  Balance of a
Liquidated  Mortgage Loan equals zero.  References  herein to the Stated Principal Balance of a Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group.

         Stepdown  Date:  The  earlier  to  occur of (i) the  Distribution  Date on  which  the  aggregate
Certificate  Principal  Balance of the Class I-A  Certificates has been reduced to zero and (ii) the later to occur of (a) the  Distribution  Date in January 2010 and (b) the first  Distribution  Date on which the sum of the aggregate  Certificate  Principal Balance of the Class I-M-1,  Class I-M-2,  Class I-B-1, Class
I-B-2, and Class I-B-3 Certificates and the  Overcollateralization  Amount divided by the Stated Principal
Balance of the Mortgage Loans for such Distribution Date is greater than or equal to 19.00%.

         Subordinate   Certificate   Writedown   Amount:   With  respect  to  the  Group  II   Subordinate
Certificates  and as to any  Distribution  Date,  the  amount  by  which  (i) the  sum of the  Certificate
Principal  Balances of the Group II  Certificates  (after giving effect to the  distribution  of principal and the allocation of applicable  Realized  Losses in reduction of the Certificate  Principal  Balances of the Group II Certificates on such Distribution  Date) exceeds (y) the aggregate Stated Principal  Balances of the Group II Mortgage  Loans on the Due Date  related to such  Distribution  Date.  With respect to the
Group III Subordinate  Certificates  and as to any  Distribution  Date, the amount by which (i) the sum of
the  Certificate   Principal  Balances  of  the  Group  III  Certificates  (after  giving  effect  to  the distribution  of  principal  and  the  allocation  of  applicable  Realized  Losses  in  reduction  of the
Certificate  Principal  Balances of the Group III Certificates on such Distribution  Date) exceeds (y) the aggregate  Stated  Principal  Balances  of the Group III  Mortgage  Loans on the Due Date  related to such
Distribution Date.

         Subordinate  Certificates:  The  Group I  Subordinate  Certificates,  the  Group  II  Subordinate
Certificates and the Group III Subordinate Certificates.

         Subordinate  Optimal Principal Amount:  The Group II Subordinate  Optimal Principal Amount or the
Group III Subordinate Optimal Principal Amount, as applicable.

         Subordinate  Percentage:  The  Group II  Subordinate  Percentage  or the  Group  III  Subordinate
Percentage, as applicable.

         Subordinate  Prepayment  Percentage:  The Group II Subordinate Prepayment Percentage or the Group
III Subordinate Prepayment Percentage, as applicable.

         Subsequent  Recoveries:  As of  any  Distribution  Date,  amounts  received  during  the  related
Prepayment  Period  by the  Master  Servicer  (net of any  related  expenses  permitted  to be  reimbursed pursuant to Section  4.05) or surplus  amounts  held by the Master  Servicer to cover  estimated  expenses
(including,  but not limited to, recoveries in respect of the  representations  and warranties made by the
Sponsor or Master  Funding  pursuant to the Mortgage Loan Purchase  Agreement)  specifically  related to a
Liquidated  Mortgage Loan or the  disposition  of an REO Property prior to the related  Prepayment  Period that resulted in a Realized Loss, after liquidation or disposition of such Mortgage Loan.

         Substitute  Mortgage  Loan:  A mortgage  loan  tendered  to the  Trustee  pursuant to the related
Servicing  Agreement,  the  Mortgage  Loan  Purchase  Agreement  or  Section 2.04  of this  Agreement,  as applicable,  in each case, (i) which has an Outstanding  Principal Balance not greater nor materially less than the Mortgage  Loan for which it is to be  substituted;  (ii) which  has a Mortgage  Interest Rate and
Net Rate not less than, and not materially  greater than,  such Mortgage Loan;  (iii) which has a maturity date not materially  earlier or later than such Mortgage Loan and not later than the latest  maturity date of any Mortgage  Loan;  (iv) which is of the same property type and occupancy  type as such Mortgage Loan;
(v) which has a  Loan-to-Value  Ratio not greater  than the  Loan-to-Value  Ratio of such  Mortgage  Loan;
(vi) which  is current in payment of principal  and interest as of the date of  substitution;  (vii) as to which the payment  terms do not vary in any material  respect from the payment  terms of the Mortgage Loan for which it is to be  substituted  and  (viii) which  has a Gross  Margin,  Periodic Rate Cap and Maximum
Lifetime  Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval  between
Interest  Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime  Mortgage Rate no lower than that of such Mortgage Loan.

         Substitution  Adjustment  Amount:  The amount,  if any,  required to be paid by the Mortgage Loan
Seller to the Securities  Administrator  for deposit in the Distribution  Account pursuant to Section 2.04 in connection with the substitution of a Mortgage Loan.

         Tax  Administration  and Tax Matters  Person:  The  Securities  Administrator  and any  successor thereto or assignee  thereof shall serve as tax  administrator  hereunder and as agent for the Tax Matters
Person.  The Holder of the largest  percentage  interest of each Class of Residual  Certificates  shall be the Tax Matters  Person for the related  2006-8  REMIC,  as more  particularly  set forth in Section  9.12 hereof.

         Termination  Purchase Price: The price,  calculated as set forth in Section 10.01,  to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

         Trigger  Event:  With  respect  to any  Distribution  Date,  an  event  that  exists  if (i)  the percentage  obtained by dividing (x) the aggregate Stated Principal  Balance of the Group I Mortgage Loans
that are 60 or more days  Delinquent  (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure and the Group I Mortgage Loans with respect to which the related  Mortgaged  Property has been acquired by the Trust) by (y) the  aggregate  Stated  Principal  Balance of the Group I Mortgage  Loans in
the  mortgage  pool,  in each  case,  as of the close of  business  on the last day of the prior  calendar month,  exceeds 36.75% of the Current  Specified  Enhancement  Percentage or (ii) the aggregate  amount of
Realized  Losses on the Group I Mortgage  Loans since the Cut-off  Date as a percentage  of the  aggregate
Stated  Principal  Balance of the Group I Mortgage  Loans as of the Cut-off  Date  exceeds the  applicable percentage set forth below:

                                             Months      Percentage
                                            37 - 48          0.70%
                                            49 - 60          1.20%
                                            61 - 72          1.70%
                                            73 - 84          2.00%
                                              84+            2.05%

         Trust  Fund or Trust:  The  corpus of the trust  created  by this  Agreement,  consisting  of the
Mortgage Loans and the other assets described in Section 2.01(a).

         Trustee:  Citibank,  N.A., or its successor in interest,  or any successor  trustee  appointed as herein provided.

         2006-8 REMIC: Any of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V.

         Uncertificated  Interest:  With respect to each REMIC Regular Interest on each Distribution Date, an  amount  equal  to one  month's  interest  at  the  related  Uncertificated  Pass-Through  Rate  on the
Uncertificated  Principal  Balance of such REMIC  Regular  Interest.  In each case,  for  purposes  of the distributions,  Uncertificated  Interest  will be reduced by the interest  portion of any Realized  Losses and Net Interest  Shortfalls  allocated,  with respect to the REMIC III Regular  Interests,  to such REMIC
Regular  Interests  pursuant to the definition of REMIC III Realized Losses and, with respect to the REMIC
I  Regular  Interests,  REMIC II  Regular  Interests,  REMIC IV  Regular  Interests  and  REMIC V  Regular
Interest, to the Related Classes of Certificates.

         Uncertificated  Pass-Through Rate: With respect to any Distribution Date and REMIC Interest,  the pass-through rate of each such REMIC Interest set forth in Section 5.01(c).

         Uncertificated  Principal  Balance:  The amount of any REMIC Regular  Interest  outstanding as of any date of determination.  As of the Closing Date, the  Uncertificated  Principal Balance of each REMIC I
Regular  Interest  shall equal the amount set forth in  Section 5.01(c)(i)  as its Initial  Uncertificated
Principal  Balance.  On each  Distribution  Date,  the  Uncertificated  Principal  Balance of each REMIC I
Regular  Interest shall be reduced,  first,  by the portion of Realized  Losses  allocated in reduction of the Certificate  Principal  Balances of the Related Classes of Certificates on such Distribution Date and, second,  by all  distributions  of  principal  made  on  such  Related  Classes  of  Certificates  on such
Distribution  Date.  As of the  Closing  Date,  the  Uncertificated  Principal  Balance  of each  REMIC II
Regular  Interest  shall  equal the  amount set forth in the  Section  5.01(c)(ii)  hereto as its  Initial
Uncertificated  Principal  Balance.  On each Distribution  Date, the  Uncertificated  Principal Balance of
each REMIC II Regular  Interest shall be reduced,  first, by the portion of Realized  Losses  allocated in reduction  of  the  Certificate  Principal  Balances  of the  Related  Classes  of  Certificates  on  such
Distribution  Date and,  second,  by all  distributions  of  principal  made on such  Related  Classes  of
Certificates on such Distribution  Date. As of the Closing Date, the  Uncertificated  Principal Balance of
each REMIC III  Regular  Interest shall equal the amount set forth in the Section  5.01(c)(iii)  hereto as its Initial  Uncertificated  Principal Balance.  On each Distribution  Date, the Uncertificated  Principal
Balance of each REMIC III  Regular  Interest shall be reduced,  first,  by the portion of Realized  Losses allocated in reduction of the Certificate  Principal  Balances thereof on such  Distribution Date pursuant to the  definition  of REMIC III Realized  Losses and,  second,  the amounts  deemed  distributed  on each
Distribution  Date in respect of principal on the REMIC III Regular  Interests  pursuant to Section  6.10.
As of the Closing Date,  the  Uncertificated  Principal  Balance of each REMIC IV Regular  Interest  shall equal the amount set forth in the  Section  5.01(c)(iv)  hereto as its  Initial  Uncertificated  Principal
Balance.  On each  Distribution  Date,  the  Uncertificated  Principal  Balance  of each  REMIC IV Regular
Interest  shall be reduced,  first,  by the portion of  Realized  Losses  allocated  in  reduction  of the
Certificate  Principal  Balances of the Related  Classes of Certificates  on such  Distribution  Date and, second,  by all  distributions  of  principal  made  on  such  Related  Classes  of  Certificates  on such
Distribution  Date. As of the Closing Date, the  Uncertificated  Principal  Balance of the REMIC V Regular
Interest shall equal the amount set forth in Section  5.01(c)(v) as its Initial  Uncertificated  Principal
Balance.

         Undercollateralized   Amount:  With  respect  to  Loan  Group  II  or  Loan  Group  III  and  any
Distribution  Date,  the  excess  of (i) the  aggregate  Certificate  Principal  Balance  of the  Group II
Certificates  or the Group III  Certificates,  as  applicable,  over (ii) the aggregate  Stated  Principal
Balance of the Mortgage Loans in the related Loan Group.

         Uninsured  Cause:  Any cause of damage to a Mortgaged  Property or related REO Property such that the complete  restoration of such Mortgaged  Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the Servicing  Agreement,  without regard to whether or not such policy is maintained.

         United States Person:  A citizen or resident of the United  States,  a corporation or partnership
(including an entity treated as a corporation or partnership  for federal income tax purposes)  created or organized  in, or under the laws of, the United  States or any state  thereof or the  District of Columbia
(except,  in the case of a  partnership,  to the extent  provided  in  regulations),  provided  that,  for purposes  solely of the Residual  Certificates,  no  partnership  or other entity treated as a partnership for United  States  federal  income tax purposes  shall be treated as a United  States  Person  unless all persons  that own an  interest  in such  partnership  either  directly or through any entity that is not a corporation  for United States federal income tax purposes are United States  Persons,  or an estate whose income is subject to United States  federal  income tax  regardless  of its source,  or a trust if a court within the United States is able to exercise  primary  supervision  over the  administration  of the trust and one or more such United  States  Persons have the  authority to control all  substantial  decisions of the trust.  To the extent  prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued,  a trust which was in existence on  August 20,  1996 (other than a trust  treated as owned by the grantor  under  subpart E of part I of  subchapter J of chapter 1 of the Code),  and which was treated as a United  States  person on  August 20,  1996 may elect to  continue  to be treated as a United  States person notwithstanding the previous sentence.

         Unpaid  Realized  Loss  Amount:  With respect to any  Distribution  Date and any Class of Group I
Offered  Certificates  and the Class  I-B-3  Certificates,  is the  excess of (i)  Applied  Realized  Loss
Amounts  with  respect to such Class over (ii) the sum of all  distributions  in  reduction of the Applied
Realized Loss Amounts on all previous  Distribution  Dates. Any amounts  distributed to a Class of Group I
Offered  Certificates and the Class I-B-3  Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

         U.S. Bank:  U.S. Bank, NA, and any successor thereto.

         U.S. Bank  Recognition  Agreement:  The Recognition  Agreement,  dated December 1, 2006,  between
EMC and U.S. Bank, attached hereto as Exhibit I-19.

         U.S. Bank Servicing  Agreement:  The Purchase,  Warranties and Servicing  Agreement,  dated as of
March 1, 2003, as amended by Amendment No. 1 to the Purchase,  Warranties and Servicing  Agreement,  dated as of January 1,  2006,  between  EMC and U.S.  Bank,  N.A,  and,  as further  amended by the  Recognition
Agreement, attached hereto as Exhibit H-11.

         Wells Fargo:  Wells Fargo Bank, N.A., and any successor thereto.

         Wells Fargo Recognition  Agreement:  The Recognition  Agreement,  dated December 1, 2006, between
EMC and Wells Fargo, attached hereto as Exhibit I-21.

         Wells Fargo Servicing  Agreement:  Amended and Restated Master Seller's  Warranties and Servicing
Agreement  dated as of November 1, 2005,  between Wells Fargo and EMC, and as further amended by the Wells
Fargo Servicing Agreement, attached hereto as Exhibit H-12.

                                                ARTICLE II

                                      Conveyance of Mortgage Loans;

                                    Original Issuance of Certificates

         Section 2.01.     Conveyance of Mortgage Loans to Trustee.  (a) The Depositor  concurrently  with the execution and delivery of this Agreement,  sells,  transfers and assigns to the Trust without recourse all its right,  title and  interest in and to (i) the  Mortgage  Loans  identified  in the  Mortgage  Loan
Schedule,  including all interest and  principal due with respect to the Mortgage  Loans after the Cut-off
Date,  but  excluding  any payments of principal  and interest due on or prior to the Cut-off  Date;  (ii)
such assets as shall from time to time be credited or are  required by the terms of this  Agreement  to be credited to the  Distribution  Account  (iii) such  assets  relating to the Mortgage Loans as from time to time  may be  held  by the  Servicers  in  Protected  Accounts  and the  Securities  Administrator  in the
Distribution  Account  in the  name  of the  Trustee  on  behalf  of the  Trust  for  the  benefit  of the
Certificateholders  and the  Securities  Administrator  in the Reserve  Fund in the name of the Trustee on
behalf  of  the  Trust  for  the   benefit   of  the  Group  I  Offered,   Class   I-B-3  and  Class  B-IO
Certificateholders,  (iv) any REO Property,  (v) the Required  Insurance  Policies and any amounts paid or payable by the insurer  under any  Insurance  Policy (to the extent the  mortgagee  has a claim  thereto),
(vi) the Mortgage Loan Purchase Agreement,  (vii) the rights with respect to the Servicing Agreements (and each related  Recognition  Agreement  as defined and  described in the related  Assignment  Agreement)  as assigned  to the  Trustee  on  behalf  of the  Trust  for the  benefit  of the  Certificateholders  by the
Assignment  Agreements  and the rights of the  Depositor  under the EMC Servicing  Agreement,  (viii) such assets as shall  from time to time be  credited  or are  required  by the  terms of this  Agreement  to be credited  to the  Distribution  Account  and the  Reserve  Fund and (ix) any  proceeds  of the  foregoing.
Although it is the intent of the parties to this Agreement that the conveyance of the  Depositor's  right, title and  interest  in and to the  Mortgage  Loans and other  assets in the Trust Fund  pursuant  to this
Agreement  shall  constitute  a purchase  and sale and not a loan,  in the event that such  conveyance  is deemed to be a loan,  it is the  intent of the  parties  to this  Agreement  that the  Depositor  shall be deemed  to have  granted  to the  Trustee  a first  priority  perfected  security  interest  in all of the
Depositor's  right,  title and interest in, to and under the Mortgage  Loans and other assets in the Trust
Fund,  and  that  this  Agreement  shall  constitute  a  security  agreement  under  applicable  law.  The
Depositor,  the Seller and the Trustee  agree that it is not intended  that any Mortgage  Loan be conveyed to the Trust that is either (i) a "High-Cost  Home Loan" as defined in the New Jersey Home  Ownership  Act effective  November  27,  2003,  (ii) a  "High-Cost  Home Loan" as  defined  in the New  Mexico  Home Loan
Protection  Act  effective  January 1,  2004,  (iii) a "High  Cost Home  Mortgage  Loan" as defined in the
Massachusetts  Predatory  Home Loan  Practices  Act effective  November 7, 2004 or (iv) a "High-Cost  Home
Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

         (b)      In connection with the above transfer and  assignment,  the Sponsor hereby deposits with the Trustee or the Custodian, on behalf of the Trustee, with respect to each Mortgage Loan:

                  (i)      the original  Mortgage Note,  endorsed without recourse (A) to the order of the
Trustee or (B) in the case of a Mortgage Loan  registered on the MERS system,  in blank,  and in each case showing an unbroken chain of endorsements  from the originator  thereof to the Person  endorsing it to the
Trustee, or lost note affidavit together with a copy of the related Mortgage Note,

                  (ii)     the original  Mortgage and, if the related Mortgage Loan is a MOM Loan,  noting the presence of the MIN and language  indicating  that such Mortgage Loan is a MOM Loan,  which shall have been recorded (or if the original is not available,  a copy),  with evidence of such  recording  indicated
thereon (or if clause (w) in the proviso below applies, shall be in recordable form),

                  (iii)    unless the Mortgage  Loan is assigned in the name of MERS, a certified  copy of the  assignment  (which may be in the form of a blanket  assignment  if permitted in the  jurisdiction  in which the  Mortgaged  Property is located) to  "Citibank,  N.A.,  as Trustee",  with evidence of recording with  respect to each  Mortgage  Loan in the name of the Trustee  thereon (or if clause (w) in the proviso below applies or for Mortgage Loans with respect to which the related  Mortgaged  Property is located in a state other than Maryland,  Tennessee,  South Carolina,  Mississippi and Florida, or an Opinion of Counsel
has been provided as set forth in this Section 2.01(b), shall be in recordable form),

                  (iv)     all intervening assignments of the Security Instrument,  if applicable and only to the extent available to the Depositor with evidence of recording thereon,

                  (v)      the  original  or a copy of the  policy  or  certificate  of  primary  mortgage guaranty insurance, to the extent available, if any,

                  (vi)     the original  policy of title  insurance or  mortgagee's  certificate  of title insurance or commitment or binder for title insurance, and

                  (vii)    originals of all modification agreements, if applicable and available,

provided,  however,  that in lieu of the  foregoing,  the Depositor  may deliver the following  documents, under the  circumstances  set forth below: (w) in lieu of the original  Security  Instrument,  assignments to the Trustee or  intervening  assignments  thereof  which have been  delivered,  are being  delivered or will, upon receipt of recording  information  relating to the Security  Instrument required to be included thereon,  be delivered to recording  offices for  recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver,  or cause to be delivered,  a true copy  thereof with a stamp on the face of such copy,  substantially  as follows:  "Certified  to be a true  and  correct  copy of the  original";  (x) in lieu of the  Security  Instrument,  assignment  to the
Trustee or intervening  assignments thereof, if the applicable  jurisdiction retains the originals of such documents  (as evidenced by a  certification  from the Depositor to such effect) the Depositor may deliver photocopies of such documents  containing an original  certification by the judicial or other governmental authority of the  jurisdiction  where such  documents were  recorded;  and (y) the Depositor  shall not be required to deliver  intervening  assignments or Mortgage Note endorsements  between the applicable Seller and the Depositor,  and between the Depositor and the Trustee;  and provided,  further,  however,  that in the case of  Mortgage  Loans  which  have been  prepaid in full  after the  Cut-off  Date and prior to the
Closing Date, the  Depositor,  in lieu of delivering  the above  documents,  may deliver to the Trustee or the  Custodian,  on its  behalf,  a  certification  to such effect and shall  deposit all amounts  paid in respect of such  Mortgage  Loans in the  Distribution  Account on the Closing Date.  The  Depositor  shall deliver such  original  documents  (including  any original  documents  as to which  certified  copies had previously  been  delivered)  to the  Trustee or the  Custodian,  on its behalf,  promptly  after they are received.  The Depositor shall cause the Sponsor (on its own behalf and on behalf of Master  Funding),  at its expense,  to cause each assignment of the Security  Instrument to the Trustee to be recorded not later than 180 days after the Closing Date,  unless (a) such  recordation is not required by the Rating Agencies or an Opinion of Counsel  addressed  to the Trustee has been  provided to the Trustee  (with a copy to the
Custodian)  which  states that  recordation  of such  Security  Instrument  is not required to protect the interests  of the  Certificateholders  in the  related  Mortgage  Loans or (b) MERS is  identified  on the
Mortgage or on a properly  recorded  assignment  of the  Mortgage  as the  mortgagee  of record  solely as nominee for the Sponsor and Master  Funding and its successor and assigns;  provided,  however,  that each assignment  shall be  submitted  for  recording  by the Sponsor (on its own behalf and on behalf of Master
Funding) in the manner  described  above,  at no expense to the Trust or the Trustee or the Custodian,  on its  behalf,  upon the  earliest to occur of:  (i) reasonable  direction  by the  Holders of  Certificates evidencing  Fractional  Undivided  Interests  aggregating  not  less  than  25%  of  the  Trust,  (ii) the occurrence  of an Event of Default,  (iii) the  occurrence  of a  bankruptcy,  insolvency  or  foreclosure relating to the Sponsor and (iv) the  occurrence  of a servicing  transfer as  described  in  Section 8.02 hereof.

         Section 2.02.     Acceptance  of Mortgage  Loans by Trustee.  (a) The  Trustee  acknowledges  the sale,  transfer and assignment of the Trust Fund to it (or the Custodian,  on its behalf) by the Depositor and  receipt  of,  subject  to  further  review  and the  exceptions  which may be noted  pursuant  to the procedures  described  below,  and declares that it holds,  the documents  (or certified  copies  thereof)
delivered to it or the Custodian,  on its behalf,  pursuant to Section 2.01,  and declares that it (or the
Custodian,  on its behalf) will  continue to hold those  documents  and any  amendments,  replacements  or supplements  thereto and all other  assets of the Trust Fund  delivered  to it (or the  Custodian,  on its behalf)  as  Trustee  in  trust  for the  use  and  benefit  of all  present  and  future  Holders  of the
Certificates.  On the Closing Date, with respect to the Mortgage Loans, the Custodian,  shall  acknowledge with respect to each Mortgage Loan by delivery to the  Depositor,  the Master  Servicer and the Trustee of
an Initial Certification  substantially in the form of Exhibit One to the Custodial Agreement,  receipt of the Mortgage File, but without  review of such Mortgage  File,  except to the extent  necessary to confirm that such  Mortgage  File  contains the related  Mortgage  Note or lost note  affidavit.  No later than 90 days after the Closing Date (or with respect to any Substitute  Mortgage  Loan,  within five Business Days after the  receipt by the  Trustee or  Custodian  thereof),  the  Trustee  agrees,  for the benefit of the
Certificateholders,  to  review  or cause  to be  reviewed  by the  Custodian  on its  behalf  (under  the
Custodial  Agreement),  each  Mortgage  File  delivered to it and to execute and  deliver,  or cause to be executed and delivered,  to the Depositor,  the Master  Servicer and the Trustee an Interim  Certification
substantially  in the form annexed as Exhibit Two to the Custodial  Agreement.  In conducting such review, the Trustee or Custodian,  on behalf of the Trustee,  will ascertain  whether all required  documents have been  executed and received,  and based on the Mortgage Loan  Schedule,  whether those  documents  relate, determined  on the basis of the  Mortgagor  name,  original  principal  balance  and loan  number,  to the
Mortgage  Loans it has  received,  as identified in the Mortgage  Loan  Schedule.  In performing  any such review,  the  Trustee  or the  Custodian,  on its  behalf,  may  conclusively  rely on the  purported  due execution  and  genuineness  of any  such  document  and on the  purported  genuineness  of any  signature thereon.  If the Trustee or the  Custodian,  on its behalf,  finds any document  constituting  part of the
Mortgage  File has not been  executed or  received,  or to be  unrelated,  determined  on the basis of the
Mortgagor  name,  original  principal  balance  and loan  number,  to the  Mortgage  Loans  identified  in
Exhibit B,  or to appear defective on its face (i.e. torn, mutilated,  or otherwise physically altered) (a
"Material Defect"),  the Trustee or the Custodian,  on its behalf,  shall upon completion of the review of all files,  but in no event later than 90 days after the Closing Date,  notify the Sponsor.  In accordance with the  Mortgage  Loan  Purchase  Agreement,  the  Sponsor  (on its own  behalf  and on behalf of Master
Funding)  shall  correct or cure any such defect  within ninety (90) days from the date of notice from the
Trustee or the  Custodian,  on its  behalf,  of the defect  and if the  Sponsor  (on its own behalf and on behalf of Master  Funding)  fails to  correct or cure the  defect  within  such  period,  and such  defect materially and adversely  affects the interests of the  Certificateholders  in the related  Mortgage Loan, the Trustee or the  Custodian,  on its behalf,  shall  enforce the  Sponsor's  obligation  pursuant to the
Mortgage Loan Purchase  Agreement  within 90 days from the Trustee's or the Custodian's  notification,  to purchase such Mortgage Loan (on its own behalf and on behalf of Master  Funding) at the Repurchase  Price;
provided  that,  if such defect would cause the Mortgage  Loan to be other than a "qualified  mortgage" as defined in  Section 860G(a)(3)(A)  of the Code and Treasury Regulation Section  1.860G-2(a)(1),  (2), (4),
(5), (6), (7) and (9), without reliance on the provisions of Treasury  Regulation  Section  1.860G-2(a)(3)
or Treasury  Regulation Section  1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a  "qualified  mortgage"  notwithstanding  its failure to meet the  requirements  of Section
860G(a)(3)(A)  of the Code and Treasury  Regulation  Section  1.860G-2(a)(1),  (2), (4), (5), (6), (7) and
(9),  any such cure or  repurchase  must occur  within 90 days from the date such  breach was  discovered;
provided,  however,  that if such defect relates solely to the inability of the Sponsor (on its own behalf and on behalf of Master Funding) to deliver the original  Security  Instrument or intervening  assignments thereof,  or a certified copy because the originals of such  documents,  or a certified copy have not been returned by the applicable  jurisdiction,  the Sponsor (on its own behalf and on behalf of Master Funding)
shall not be required to purchase such Mortgage  Loan if the Sponsor  delivers such original  documents or certified  copy  promptly upon  receipt,  but in no event later than 360 days after the Closing Date.  The foregoing  repurchase  obligation  shall not apply in the event that the Sponsor (on its own behalf and on behalf of Master  Funding)  cannot  deliver such original or copy of any document  submitted for recording to the  appropriate  recording  office in the applicable  jurisdiction  because such document has not been returned by such  office;  provided  that the Sponsor (on its own behalf and on behalf of Master  Funding)
shall instead deliver a recording  receipt of such recording  office or, if such receipt is not available, a  certificate  confirming  that such  documents  have been  accepted for  recording,  and delivery to the
Trustee or the  Custodian,  on its  behalf,  shall be  effected  by the  Sponsor (on its own behalf and on behalf of Master Funding) within thirty days of its receipt of the original recorded document.

         (b)      No later  than 180 days  after  the  Closing  Date (or with  respect  to any  Substitute
Mortgage Loan, within five Business Days after the receipt by the Trustee or the Custodian  thereof),  the
Trustee or the  Custodian,  on its behalf,  will review,  for the benefit of the  Certificateholders,  the
Mortgage  Files  delivered to it and will execute and deliver or cause to be executed and delivered to the
Depositor,  the Master Servicer and the Trustee a Final  Certification,  substantially in the form annexed as Exhibit Three to the Custodial  Agreement.  In conducting  such review,  the Trustee or the  Custodian, on its  behalf,  will  ascertain  whether an original of each  document  required to be recorded  has been returned  from the  recording  office with  evidence  of  recording  thereon or a certified  copy has been obtained from the  recording  office.  If the Trustee or the  Custodian,  on its behalf,  finds a Material
Defect,  the Trustee or the Custodian,  on its behalf,  shall upon  completion of the review of all files, but in no event later than 180 days after the Closing Date, notify the Sponsor  (provided,  however,  that with respect to those  documents  described in Sections  2.01(b)(iv),  (v) and (vii),  the  Trustee's  and
Custodian's  obligations  shall  extend only to the  documents  actually  delivered  to the Trustee or the
Custodian,  on behalf of the Trustee,  pursuant to such  Sections).  In accordance  with the Mortgage Loan
Purchase  Agreement the Sponsor (on its own behalf and on behalf of Master  Funding) shall correct or cure any such defect within 90 days from the date of notice from the Trustee or the  Custodian,  on its behalf, of the  Material  Defect and if the Sponsor (on its own behalf and on behalf of Master  Funding) is unable to cure such  defect  within  such  period,  and if such  defect  materially  and  adversely  affects  the interests  of the  Certificateholders  in the  related  Mortgage  Loan,  the  Trustee  shall  enforce  the
Sponsor's  obligation  under the  Mortgage  Loan  Purchase  Agreement to provide (on its own behalf and on behalf of Master  Funding)  a  Substitute  Mortgage  Loan (if  within  two years of the  Closing  Date) or purchase such Mortgage Loan at the Repurchase Price;  provided,  however,  that if such defect would cause the Mortgage  Loan to be other than a  "qualified  mortgage"  as defined in  Section 860G(a)(3)(A)  of the
Code and Treasury  Regulation  Section  1.860G-2(a)(1),  (2), (4), (5), (6), (7) and (9), without reliance
on  the  provisions  of  Treasury  Regulation  Section   1.860G-2(a)(3)  or  Treasury  Regulation  Section
1.860G-2(f)(2)  or any other  provision  that would  allow a Mortgage  Loan to be treated as a  "qualified mortgage"  notwithstanding  its failure to meet the requirements of Section  860G(a)(3)(A) of the Code and
Treasury  Regulation Section  1.860G-2(a)(1),  (2), (4), (5), (6), (7) and (9), any such cure,  repurchase or  substitution  must occur within 90 days from the date such breach was discovered;  provided,  further, that if such defect  relates  solely to the  inability  of the Sponsor (on its own behalf and on behalf of
Master  Funding) to deliver the original  Security  Instrument or intervening  assignments  thereof,  or a certified  copy,  because the originals of such documents or a certified  copy,  have not been returned by the  applicable  jurisdiction,  the Sponsor (on its own behalf and on behalf of Master  Funding) shall not be required  to purchase  such  Mortgage  Loan,  if the Sponsor (on its own behalf and on behalf of Master
Funding) delivers such original  documents or certified copy promptly upon receipt,  but in no event later than 360 days after the Closing Date.  The foregoing  repurchase  obligation  shall not apply in the event that the Sponsor  (on its own behalf and on behalf of Master  Funding)  cannot  deliver  such  original or copy of any  document  submitted  for  recording to the  appropriate  recording  office in the  applicable jurisdiction  because such  document has not been  returned by such office;  provided that the Sponsor (on its own  behalf  and on behalf of Master  Funding)  shall  instead  deliver a  recording  receipt  of such recording office or, if such receipt is not available,  a certificate  confirming that such documents have been  accepted  for  recording,  and  delivery to the Trustee or the  Custodian,  on its behalf,  shall be effected by the Sponsor or Master  Funding  within  thirty  days of its receipt of the  original  recorded document.

         (c)      In the event that a Mortgage  Loan is  purchased  by the Sponsor (on its own behalf as a
Seller or on behalf of Master  Funding) in  accordance  with  Sections  2.02(a) or (b) above,  the Sponsor shall  remit to the  Securities  Administrator,  the  Repurchase  Price for  deposit  in the  Distribution
Account  and  the  Sponsor  shall  provide  to  the  Securities  Administrator  and  the  Trustee  written notification  detailing the components of the Repurchase  Price.  Upon deposit of the Repurchase  Price in the  Distribution  Account,  the Depositor  shall notify the Trustee and the  Custodian,  on behalf of the
Trustee  (upon receipt of a Request for Release in the form of Exhibit D  attached  hereto with respect to such  Mortgage  Loan),  shall  release to the  Sponsor  the related  Mortgage  File and the Trustee  shall execute and deliver  all  instruments  of transfer or  assignment,  without  recourse,  representation  or warranty,  furnished to it by the  Sponsor,  as are  necessary to vest in the Sponsor  title to and rights under  the  Mortgage  Loan.  Such  purchase  shall be  deemed  to have  occurred  on the date on which the
Repurchase  Price in  available  funds is  received by the  Securities  Administrator.  The Sponsor  shall amend the Mortgage Loan Schedule to reflect such  repurchase  and shall promptly  notify the Trustee,  the
Securities  Administrator,  the Master Servicer,  the Custodian and the Rating Agencies of such amendment.
The  obligation  of the  Sponsor to  repurchase  (on its own behalf and on behalf of Master  Funding)  any
Mortgage  Loan as to  which  such a defect  in a  constituent  document  exists  shall be the sole  remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         Section 2.03.     Assignment  of  Interest  in the  Mortgage  Loan  Purchase  Agreement.  (a) The
Depositor  hereby assigns to the Trustee,  on behalf of the  Certificateholders,  all of its right,  title and interest in the Mortgage Loan Purchase  Agreement  including but not limited to the Depositor's rights and obligations  pursuant to the Servicing  Agreements  (noting that the Sponsor has retained the right in the event of breach  of the  representations,  warranties  and  covenants,  if any,  with  respect  to the related  Mortgage Loans of the related Servicer under the related  Servicing  Agreement to enforce (on its own  behalf and on behalf of Master  Funding)  the  provisions  thereof  and to seek all or any  available remedies).  The  obligations  of the  Sponsor  (on its own  behalf  and on behalf of  Master  Funding)  to
substitute   or   repurchase,   as   applicable,   a  Mortgage   Loan  shall  be  the  Trustee's  and  the
Certificateholders'  sole remedy for any breach  thereof.  At the request of the  Trustee,  the  Depositor shall take such actions as may be  necessary  to enforce the above right,  title and interest on behalf of the  Trustee  and the  Certificateholders  or shall  execute  such  further  documents  as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

         (b)      If the Depositor,  the Master Servicer,  or the Trustee discovers a breach of any of the representations  and  warranties  set  forth  in  the  Mortgage  Loan  Purchase  Agreement,  which  breach materially and adversely  affects the value of the interests of  Certificateholders  or the Trustee in the related  Mortgage  Loan, the party  discovering  the breach shall give prompt written notice of the breach to the other  parties.  The  Sponsor (on its own behalf and on behalf of Master  Funding),  within 90 days of its  discovery or receipt of notice that such breach has occurred  (whichever  occurs  earlier),  shall cure the  breach in all  material  respects  or,  subject  to the  Mortgage  Loan  Purchase  Agreement  or
Section 2.04 of this Agreement,  as applicable,  shall purchase the Mortgage Loan or any property acquired
with  respect  thereto  from  the  Trustee;  provided,   however,  that  if  there  is  a  breach  of  any
representation  set forth in the Mortgage Loan Purchase  Agreement or Section 2.04  of this Agreement,  as applicable,  and the Mortgage Loan or the related  property  acquired with respect  thereto has been sold, then  the  Sponsor  (on its own  behalf  and on  behalf  of  Master  Funding)  shall  pay,  in lieu of the
Repurchase  Price,  any excess of the Repurchase  Price over the Net  Liquidation  Proceeds  received upon such sale.  (If the Net  Liquidation  Proceeds  exceed the Repurchase  Price,  any excess shall be paid to the  Sponsor to the extent not  required  by law to be paid to the  borrower.)  Any such  purchase  by the
Sponsor (on its own behalf and on behalf of Master  Funding)  shall be made by  providing  an amount equal to the  Repurchase  Price to the  Securities  Administrator  for deposit in the  Distribution  Account and written  notification  detailing the components of such Repurchase  Price.  The Depositor shall notify the
Trustee  and submit to the  Trustee or the  Custodian,  on its  behalf,  a Request  for  Release,  and the
Trustee  shall cause the  Custodian to release,  to the Sponsor the related  Mortgage File and the Trustee shall execute and deliver all  instruments  of transfer or  assignment  furnished to it by the Sponsor (on its own behalf and on behalf of Master  Funding),  without  recourse,  representation  or  warranty as are necessary  to vest in the Sponsor  title to and rights under the  Mortgage  Loan or any property  acquired with  respect  thereto.  Such  purchase  shall  be  deemed  to have  occurred  on the  date on  which  the
Repurchase  Price in  available  funds is  received by the  Securities  Administrator.  The Sponsor  shall amend the Mortgage Loan Schedule to reflect such  repurchase  and shall promptly  notify the Trustee,  the
Securities  Administrator,   the  Master  Servicer,  each  Custodian  and  the  Rating  Agencies  of  such amendment.  Enforcement  of the  obligation  of the  Sponsor  (on its own  behalf  and on behalf of Master
Funding) to purchase  (or  substitute a Substitute  Mortgage  Loan for) any Mortgage  Loan or any property acquired  with  respect  thereto  (or pay the  Repurchase  Price as set forth in the above  proviso) as to which a breach has occurred and is continuing  shall  constitute  the sole remedy  respecting  such breach available to the Certificateholders or the Trustee on their behalf.

         In connection with any repurchase of a Mortgage Loan pursuant to this  Section 2.03,  the Sponsor
(on its own behalf and on behalf of Master  Funding)  shall  furnish to the  Securities  Administrator  an
Officer's  Certificate,  signed by a duly  authorized  officer  of the  Sponsor  to the  effect  that such repurchase  has been made in  accordance  with the terms and  conditions  of this  Agreement  and that all conditions  precedent to such  repurchase or substitution  have been satisfied,  including the delivery to the Securities  Administrator of the Purchase Price or Substitution Adjustment Amount, as applicable,  for deposit  into the  Distribution  Account,  together  with copies of any Opinion of Counsel  required to be delivered  pursuant to this  Agreement  and the related  Request for  Release.  Solely for purposes of the
Securities  Administrator providing an Assessment of Compliance,  upon receipt of such documentation,  the
Securities  Administrator shall approve such repurchase,  as applicable,  and which approval shall consist solely of the Securities  Administrator's  receipt of such  documentation  and deposits.  It is understood and agreed that the  obligation  under this  Agreement  of the Sponsor (on its own behalf and on behalf of
Master  Funding) to cure,  repurchase  or replace any Mortgage  Loan as to which a breach has occurred and is continuing shall  constitute the sole remedies  against the Sponsor and Master Funding  respecting such breach available to Certificateholders, the Depositor, the Trustee or the Securities Administrator.

         Section 2.04.     Substitution  of Mortgage  Loans.  Notwithstanding  anything to the contrary in this  Agreement,  in lieu of purchasing a Mortgage  Loan pursuant to the Mortgage Loan Purchase  Agreement or  Sections  2.02 or 2.03 of this  Agreement,  the  Sponsor  (on its own  behalf  and on behalf of Master
Funding) may, no later than the date by which such  purchase by the Sponsor  would  otherwise be required, tender to the Trustee a Substitute  Mortgage Loan  accompanied by a certificate  of an authorized  officer of the  Sponsor  that  such  Substitute  Mortgage  Loan  conforms  to the  requirements  set  forth in the definition of "Substitute  Mortgage Loan" in the Mortgage Loan Purchase  Agreement or this  Agreement,  as applicable;  provided,  however,  that  substitution  pursuant to the Mortgage Loan Purchase  Agreement or
Section 2.04  of this  Agreement,  as  applicable,  in lieu of purchase  shall not be permitted  after the termination of the two-year period  beginning on the Startup Day;  provided,  further,  that if the breach
would   cause  the   Mortgage   Loan  to  be  other   than  a   "qualified   mortgage"   as   defined   in
Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1),  (2), (4), (5), (6), (7)
and (9),  without reliance on the provisions of Treasury  Regulation  Section  1.860G-2(a)(3)  or Treasury
Regulation  Section  1.860G-2(f)(2)  or any other provision that would allow a Mortgage Loan to be treated as a "qualified  mortgage"  notwithstanding its failure to meet the requirements of Section  860G(a)(3)(A)
of the Code and Treasury  Regulation  Section  1.860G-2(a)(1),  (2),  (4), (5), (6), (7) and (9), any such cure or  substitution  must  occur  within 90 days from the date the breach was  discovered.  The  Sponsor will promptly notify the Master Servicer and the Securities  Administrator of any such  substitution.  The
Trustee or the  Custodian,  on its behalf,  shall  examine the Mortgage File for any  Substitute  Mortgage
Loan in the manner set forth in  Section 2.02(a)  and the Trustee or the Custodian,  on its behalf,  shall notify the Sponsor,  in writing,  within five  Business Days after  receipt,  whether or not the documents relating to the  Substitute  Mortgage  Loan  satisfy the  requirements  of the fourth  sentence of Section
2.02(a).  Within two Business Days after such  notification,  the Sponsor (on its own behalf and on behalf of Master Funding) shall provide to the Securities  Administrator for deposit in the Distribution  Account the amount,  if any, by which the Outstanding  Principal  Balance as of the next preceding Due Date of the
Mortgage Loan for which  substitution  is being made,  after giving effect to the Scheduled  Principal due on such date, exceeds the Outstanding  Principal Balance as of such date of the Substitute  Mortgage Loan, after  giving  effect to  Scheduled  Principal  due on such date,  which  amount  shall be treated for the purposes  of this  Agreement  as if it were the  payment by the  Sponsor of the  Repurchase  Price for the purchase of a Mortgage  Loan by the  Sponsor.  After such  notification  to the  Sponsor  and, if any such excess  exists,  upon receipt of such  deposit,  the Trustee  shall accept such  Substitute  Mortgage Loan which shall  thereafter be deemed to be a Mortgage Loan  hereunder.  In the event of such a  substitution, accrued interest on the Substitute  Mortgage Loan for the month in which the  substitution  occurs and any
Principal  Prepayments  made thereon during such month shall be the property of the Trust Fund and accrued interest  for such  month on the  Mortgage  Loan for  which  the  substitution  is made and any  Principal
Prepayments  made  thereon  during  such  month  shall  be the  property  of the  Sponsor.  The  Scheduled
Principal  on a Substitute  Mortgage  Loan due on the Due Date in the month of  substitution  shall be the property of the Sponsor and the  Scheduled  Principal on the Mortgage Loan for which the  substitution  is made due on such Due Date shall be the  property  of the Trust Fund.  Upon  acceptance  of the  Substitute
Mortgage Loan (and delivery to the Trustee or the Custodian as agent of the Trustee,  as applicable,  of a
Request for Release for such Mortgage Loan),  the Trustee or the Custodian,  on its behalf,  shall release to the Sponsor the related  Mortgage File related to any Mortgage  Loan released  pursuant to the Mortgage
Loan Purchase  Agreement or Section 2.04 of this Agreement,  as applicable,  and shall execute and deliver all  instruments  of transfer  or  assignment,  without  recourse,  representation  or warranty in form as provided  to it as are  necessary  to vest in the  Sponsor  title to and rights  under any  Mortgage  Loan released  pursuant  to the  Mortgage  Loan  Purchase  Agreement  or  Section 2.04  of this  Agreement,  as applicable.  The Sponsor (on its own behalf and on behalf of Master  Funding)  shall deliver the documents related to the  Substitute  Mortgage Loan in accordance  with the provisions of the Mortgage Loan Purchase
Agreement or Sections  2.01(b) and 2.02(b) of this Agreement,  as applicable,  with the date of acceptance of the  Substitute  Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Sections.  The  representations  and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Sponsor with respect to each  Substitute  Mortgage Loan as of the date of  acceptance  of such  Mortgage  Loan by the Trustee.  The Sponsor  shall amend the  Mortgage  Loan
Schedule to reflect such  substitution  and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee, the Securities Administrator, the Master Servicer, each Custodian and the Rating Agencies.

         In  connection  with any  substitution  of a Mortgage  Loan  pursuant to this Section  2.04,  the
Sponsor  shall  furnish  to the  Securities  Administrator  an  Officer's  Certificate,  signed  by a duly authorized  officer of the Sponsor to the effect that such  substitution  has been made in accordance with the terms and  conditions of this Agreement and that all conditions  precedent to such  substitution  have been  satisfied,  including  the  delivery  to the  Securities  Administrator  of the  Purchase  Price  or
Substitution  Adjustment Amount, as applicable,  for deposit into the Distribution Account,  together with copies of any Opinion of Counsel  required to be  delivered  pursuant  to this  Agreement  and the related
Request for Release.  Solely for purposes of the  Securities  Administrator  providing  an  Assessment  of
Compliance,  upon  receipt  of  such  documentation,  the  Securities  Administrator  shall  approve  such substitution,  as applicable,  and which  approval shall consist solely of the Securities  Administrator's receipt of such  documentation  and deposits.  It is understood and agreed that the obligation  under this
Agreement  of the  Sponsor  (on its own behalf and on behalf of Master  Funding)  to cure,  repurchase  or replace any Mortgage Loan as to which a breach has occurred and is continuing  shall  constitute  the sole remedies against the Sponsor and Master Funding  respecting such breach  available to  Certificateholders, the Depositor, the Trustee or the Securities Administrator.

         Section 2.05.     Issuance of  Certificates.  (a) The Trustee  acknowledges  the assignment to it of the Mortgage Loans and the other assets  comprising  the Trust Fund and,  concurrently  therewith,  the
Securities  Administrator  has signed,  and  countersigned  and  delivered to the  Depositor,  in exchange therefor,  Certificates in such authorized denominations  representing such Fractional Undivided Interests as the Depositor has  requested.  The Trustee (or the  Custodian,  on its behalf) agrees that it will hold the Mortgage  Loans and such other  assets as may from time to time be delivered to it (or the  Custodian, on its behalf)  segregated on the books of the Trustee (or the Custodian,  on its behalf) in trust for the benefit of the Certificateholders.

         (b)      The  Depositor,  concurrently  with the  execution  and  delivery  hereof,  does  hereby transfer,  assign,  set over and otherwise  convey in trust to the Trustee without recourse all the right, title  and  interest  of the  Depositor  in and to (i) the  REMIC I Regular  Interests,  REMIC II  Regular
Interests,  REMIC III Regular Interests,  and the other assets of REMIC IV, for the benefit of the holders of the REMIC IV Interests and (ii) REMIC IV Regular  Interests B-IO-I and B-IO-P,  and the other assets of
REMIC V for the  benefit of the holders of the REMIC V  Interests.  The  Trustee  acknowledges  receipt of the REMIC I Regular  Interests,  REMIC II Regular  Interests,  REMIC III  Regular  Interests  and REMIC IV
Regular  Interests B-IO-I and B-IO-P (each of which are  uncertificated)  and the other assets of REMIC IV and  REMIC V,  and  declares  that it holds  and will  hold the same in trust  for the  exclusive  use and benefit of the holders of the REMIC IV Interests and REMIC V Interests, as applicable.

         Section 2.06.     Representations and Warranties  Concerning the Depositor.  The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

         (a)      the  Depositor  is duly  organized  and is validly  existing  as a  corporation  in good standing  under the laws of the State of Delaware  and has full power and  authority  necessary  to own or hold its  properties  and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;

         (b)      the Depositor has the full power and authority to execute,  deliver and perform,  and to enter into and consummate the transactions  contemplated  by, this Agreement and has duly  authorized,  by all necessary  corporate  action on its part, the execution,  delivery and  performance of this Agreement, and this  Agreement,  assuming the due  authorization,  execution and delivery hereof by the other parties hereto,  constitutes a legal,  valid and binding  obligation  of the  Depositor,  enforceable  against the
Depositor in accordance with its terms,  subject,  as to  enforceability,  to (i) bankruptcy,  insolvency, reorganization,  moratorium and other similar laws affecting  creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

         (c)      the execution and delivery of this Agreement by the Depositor,  the  consummation of the transactions  contemplated by this  Agreement,  and the fulfillment of or compliance with the terms hereof are in the ordinary  course of business of the Depositor  and will not (A) result in a material  breach of any term or provision of the articles of  incorporation  or bylaws of the Depositor or (B) conflict  with, result in a breach,  violation or  acceleration  of, or result in a default under,  the terms of any other material  agreement  or  instrument  to which the  Depositor is a party or by which it may be bound or (C)
constitute a violation of any  statute,  order or  regulation  applicable  to the  Depositor of any court, regulatory body,  administrative  agency or governmental body having jurisdiction over the Depositor;  and the  Depositor is not in breach or violation of any  indenture  or other  agreement or  instrument,  or in violation of any statute,  order or regulation of any court,  regulatory  body,  administrative  agency or governmental  body having  jurisdiction  over it,  which  breach or violation  may  materially  impair the
Depositor's ability to perform or meet any of its obligations under this Agreement;

         (d)      no  litigation is pending,  or, to the best of the  Depositor's  knowledge,  threatened,
against  the  Depositor  that  would   materially  and  adversely   affect  the  execution,   delivery  or
enforceability  of this  Agreement or the ability of the Depositor to perform its  obligations  under this
Agreement in accordance with the terms hereof;

         (e)      no consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the Depositor of, or compliance by the
Depositor with, this Agreement or the  consummation of the  transactions  contemplated  hereby,  or if any such consent, approval, authorization or order is required, the Depositor has obtained the same; and

         (f)      immediately  prior to the transfer and  assignment  to the Trustee,  each  Mortgage Note and each Mortgage were not subject to an assignment or pledge,  and the Depositor had good and  marketable title to and was the sole owner  thereof and had full right to  transfer  and sell such  Mortgage  Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

         (g)      The  Depositor   has  filed  all  reports   required  to  be  filed  by  Section  13  or
Section 15(d)  of the Exchange Act during the preceding 12 months (or for such shorter period if required)
and has been subject to such filing requirements for the past 90 days.

         Section 2.07.     [Reserved]

         Section 2.08.       Purposes and Powers of the Trust.

         The  purpose  of the  common  law trust,  as  created  hereunder,  is to engage in the  following activities:

         (a)      acquire  and hold the  Mortgage  Loans  and the other  assets of the Trust  Fund and the proceeds therefrom;

         (b)      to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

         (c)      to make payments on the Certificates;

         (d)      to engage in those  activities that are necessary,  suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e)      subject to compliance  with this  Agreement,  to engage in such other  activities as may be required in  connection  with  conservation  of the Trust Fund and the making of  distributions  to the
Certificateholders.

         The  Trust is  hereby  authorized  to engage in the  foregoing  activities.  The trust  shall not engage  in any  activity  other  than in  connection  with the  foregoing  or other  than as  required  or authorized by the terms of this  Agreement  while any  Certificate is  outstanding,  and this Section 2.08 may  not be  amended,  without  the  consent  of the  Certificateholders  evidencing  51% or  more  of the aggregate voting rights of the Certificates.

                                               ARTICLE III

                              Administration and Servicing of Mortgage Loans

         Section 3.01.     Master Servicer.  The Master Servicer shall supervise,  monitor and oversee the obligation of the Servicers to service and administer their  respective  Mortgage Loans in accordance with the terms of the  applicable  Servicing  Agreements  and shall have full power and authority to do any and all things  which it may deem  necessary  or  desirable  in  connection  with such  master  servicing  and administration.  In  performing  its  obligations  hereunder,  the Master  Servicer  shall act in a manner consistent with Accepted Master Servicing  Practices.  Furthermore,  the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master  Servicer's  obligations hereunder,  shall  receive,  review and evaluate all reports,  information  and other data provided to the
Master  Servicer  by each  Servicer  and shall cause each  Servicer to perform and observe the  covenants, obligations  and conditions to be performed or observed by such Servicer  under its  applicable  Servicing
Agreement.  The Master  Servicer shall  independently  and separately  monitor each  Servicer's  servicing activities  with respect to each related  Mortgage  Loan,  reconcile the results of such  monitoring  with such  information  provided  in the  previous  sentence  on a  monthly  basis  and  coordinate  corrective adjustments to the Servicers' and Master  Servicer's  records,  and based on such reconciled and corrected information,  the Master Servicer shall provide such information to the Securities  Administrator as shall be necessary in order for it to prepare the  statements  specified in Section 6.04,  and prepare any other information  and  statements  required  to be  forwarded  by the  Master  Servicer  hereunder.  The Master
Servicer shall reconcile the results of its Mortgage Loan  monitoring  with the actual  remittances of the
Servicers as reported to the Master Servicer.

         In addition to the  foregoing,  in  connection  with a  modification  of any  Mortgage  Loan by a
Servicer,  if the Master  Servicer is unable to enforce the  obligations  of the Servicer  with respect to such  modification,  the Master Servicer shall notify the Depositor of such  Servicer's  failure to comply with the terms of the  Servicing  Agreement.  If the  Servicing  Agreement  requires  the  approval of the
Master  Servicer  for  a  modification  to a  Mortgage  Loan,  the  Master  Servicer  shall  approve  such modification if, based upon its receipt of written  notification  from the related Servicer  outlining the terms of such modification and appropriate supporting  documentation,  the Master Servicer determines that the modification is permitted under the terms of the related  Servicing  Agreement and that any conditions to such modification set forth in the related  Servicing  Agreement have been satisfied.  Furthermore,  if the related  Servicing  Agreement  requires the oversight and monitoring of loss mitigation  measures with respect to the related Mortgage Loans,  the Master Servicer will monitor any loss mitigation  procedure or recovery  action related to a defaulted  Mortgage Loan (to the extent it receives  notice of such from the related  Servicer)  and confirm  that such loss  mitigation  procedure  or recovery  action is  initiated, conducted and concluded in accordance  with any  timeframes  and any other  requirements  set forth in the related Servicing  Agreement,  and the Master Servicer shall notify the Depositor in any case in which the
Master  Servicer  believes that the related  Servicer is not complying with such  timeframes  and/or other requirements.

         The Trustee  shall furnish the Servicers  and the Master  Servicer,  upon written  request from a
Servicing  Officer,  with any powers of attorney,  in substantially the form attached hereto as Exhibit O, and upon written  request from a Servicing  Officer,  other  documents in form as provided to it necessary or  appropriate  to enable the Servicers  and the Master  Servicer to service and  administer  the related
Mortgage Loans and REO Property.

         The Trustee (or Custodian,  on its behalf) shall provide access to the records and  documentation in possession of the Trustee (or Custodian,  on its behalf)  regarding the related  Mortgage Loans and REO
Property and the servicing  thereof to the  Certificateholders,  the FDIC, and the supervisory  agents and examiners of the FDIC,  such access being afforded only upon  reasonable  prior written request and during normal business hours at the office of the Trustee, or Custodian on its behalf;  provided,  however, that, unless  otherwise  required by law,  the Trustee,  or  Custodian  on its behalf,  shall not be required to provide access to such records and  documentation  if the provision  thereof would violate the legal right to privacy of any  Mortgagor.  The Trustee,  or Custodian on its behalf,  shall allow  representatives  of the above  entities to photocopy  any of the records and  documentation  and shall  provide  equipment for that purpose at a charge that covers the Trustee's or Custodian's actual costs.

         The  Trustee  shall  execute,  upon  the  Servicer's  written  instruction  (which  includes  the documents  to be  signed),  and  deliver to the  Servicer  and the Master  Servicer  any court  pleadings, requests for trustee's sale or other appropriate  documents  necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged  Property;  (ii) any legal action brought to obtain judgment against any  Mortgagor on the Mortgage Note or Security  Instrument;  (iii) obtain  a deficiency  judgment against the  Mortgagor;  or (iv)  enforce any other rights or remedies  provided by the  Mortgage  Note or
Security Instrument or otherwise available at law or equity.

         Section 3.02.     REMIC-Related  Covenants.  For as long as each 2006-8  REMIC shall  exist,  the
Trustee and the Securities  Administrator shall act in accordance herewith to assure continuing  treatment of such 2006-8 REMIC as a REMIC,  and the Trustee and the Securities  Administrator  shall comply with any directions  of the  Depositor,  the  related  Servicer or the Master  Servicer  to assure such  continuing treatment.  In particular,  the Securities  Administrator  shall not (a) sell or permit the sale of all or any portion of the  Mortgage  Loans or of any  investment  of deposits in an Account  (except as otherwise expressly  permitted by this  Agreement)  unless such sale is as a result of a repurchase  of the Mortgage
Loans pursuant to this Agreement or the Securities  Administrator  has received a REMIC Opinion  addressed to the  Securities  Administrator  prepared  at the  expense  of the Trust  Fund;  and (b) other than with respect to a  substitution  pursuant to the  Mortgage  Loan  Purchase  Agreement or  Section 2.04  of this
Agreement,  as  applicable,  accept any  contribution  to any 2006-8  REMIC  after the Startup Day without receipt of a REMIC Opinion addressed to the Securities Administrator.

         Section 3.03.     Monitoring of  Servicers.  (a) The Master  Servicer  shall be  responsible  for reporting to the Trustee,  the  Securities  Administrator  and the  Depositor the  non-compliance  by each
Servicer  with its  duties  under the  related  Servicing  Agreement.  In the  review  of each  Servicer's activities,  the Master  Servicer  may rely upon an  officer's  certificate  of the  Servicer  (or similar document  signed by an officer of the Servicer) with regard to such  Servicer's  compliance with the terms of its Servicing  Agreement.  In the event that the Master  Servicer,  in its judgment,  determines that a
Servicer  (other than Wells Fargo) should be terminated in  accordance  with its Servicing  Agreement,  or that a notice should be sent pursuant to such  Servicing  Agreement  with respect to the  occurrence of an event that,  unless cured,  would  constitute  grounds for such  termination,  the Master  Servicer  shall notify the  Depositor  and the Trustee in writing  thereof and the Master  Servicer (or the Trustee in the case that Wells  Fargo is the  Servicer  to be  terminated)  shall  issue  such  notice or take such other action as it deems appropriate.

         (b)      The Master Servicer,  for the benefit of the Trustee and the  Certificateholders,  shall enforce the obligations of each Servicer under the related  Servicing  Agreement,  and shall, in the event that a Servicer  fails to perform its  obligations  in accordance  with the related  Servicing  Agreement, subject to the preceding  paragraph,  terminate the rights and obligations of such Servicer thereunder and act as successor  servicer of the related  Mortgage  Loans (or, in the case of Wells  Fargo,  shall notify the  Trustee in writing of the failure of Wells  Fargo to perform  its  obligations  under the Wells Fargo
Servicing  Agreement,  in which case the Trustee shall terminate the rights and obligations of Wells Fargo as Servicer and select a successor  Servicer of the related  Mortgage Loans) or cause the Trustee to enter in to a new Servicing  Agreement  with a successor  Servicer  selected by the Master  Servicer;  provided, however,  it is  understood  and  acknowledged  by the  parties  hereto  that  there  will be a period  of transition  (not to exceed 90 days) before the actual  servicing  functions  can be fully  transferred  to such successor  Servicer.  Such  enforcement,  including,  without  limitation,  the legal  prosecution of claims,  termination of Servicing  Agreements and the pursuit of other appropriate  remedies,  shall be in such form and  carried  out to such an extent  and at such time as the Master  Servicer  in its good faith business  judgment,  would require were it the owner of the related  Mortgage  Loans.  The Master Servicer or the Trustee, as applicable,  shall pay the costs of such enforcement at its own expense,  provided that the Master  Servicer or the  Trustee,  as  applicable,  shall not be required to  prosecute  or defend any legal action  except to the extent that the Master  Servicer or the  Trustee,  as  applicable,  shall have received  reasonable  indemnity for its costs and expenses in pursuing such action.  Nothing  herein shall impose any  obligation  on the part of the  Trustee to assume or succeed to the duties or  obligations  of
Wells Fargo,  as servicer,  or the Master  Servicer except if the Trustee is unable to find a successor to
Wells Fargo as successor  servicer or except as provided  under  Section 8.02  herein,  in which cases the
Trustee shall assume or succeed to such duties or obligation.

         (c)      To the extent that the costs and  expenses of the Master  Servicer  or the  Trustee,  as applicable,  related to any  termination of a Servicer,  the enforcement or prosecution of related claims, rights or  remedies  on the  appointment  of a  successor  Servicer  or the  transfer  and  assumption  of servicing by the Master Servicer or the Trustee,  as applicable,  with respect to any Servicing  Agreement
(including,  without  limitation,  (i) all  legal  costs  and  expenses  and all due  diligence  costs and expenses  associated  with an evaluation of the  potential  termination  of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses  associated  with the complete  transfer of  servicing,  including,  but not  limited  to,  all  servicing  files  and all  servicing  data and the completion,  correction  or  manipulation  of such  servicing  data as may be  required  by the  successor servicer  to correct  any errors or  insufficiencies  in the  servicing  data or  otherwise  to enable the successor  servicer to service the Mortgage Loans in accordance with the related Servicing  Agreement) are not fully and timely  reimbursed  by the  terminated  Servicer,  the Master  Servicer or the  Trustee,  as
applicable, shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

         (d)      The  Master  Servicer  shall  require  each  Servicer  to  comply  with  the  remittance requirements  and  other  obligations  set  forth  in  the  related  Servicing  Agreement,  including  the obligation of each  Servicer to furnish  information  regarding the borrower  credit files related to each
Mortgage  Loan to  credit  reporting  agencies  in  compliance  with the  provisions  of the  Fair  Credit
Reporting Act and the applicable implementing regulations, on a monthly basis.

         (e)      If the  Master  Servicer  acts  as  Servicer,  it  will  not  assume  liability  for the representations and warranties of the Servicer, if any, that it replaces.

         Section 3.04.     Fidelity Bond. The Master  Servicer,  at its expense,  shall maintain in effect a blanket fidelity bond and an errors and omissions  insurance policy,  affording coverage with respect to all  directors,  officers,  employees  and other  Persons  acting on such Master  Servicer's  behalf,  and covering  errors and omissions in the  performance of the Master  Servicer's  obligations  hereunder.  The errors and omissions  insurance  policy and the fidelity  bond shall be in such form and amount  generally acceptable for entities serving as master servicers or trustees.

         Section 3.05.     Power  to Act;  Procedures.  The  Master  Servicer  shall  master  service  the
Mortgage  Loans and  shall  have  full  power and  authority,  subject  to the  REMIC  Provisions  and the provisions  of Article X hereof,  to do any and all things  that it may deem  necessary  or  desirable  in connection with the master servicing and  administration of the Mortgage Loans,  including but not limited to the power and  authority  (i) to  execute  and  deliver,  on behalf of the  Certificateholders  and the
Trustee,  customary consents or waivers and other instruments and documents,  (ii) to consent to transfers of any Mortgaged  Property and assumptions of the Mortgage Notes and related  Mortgages,  (iii) to collect any Insurance Proceeds and Liquidation  Proceeds,  and (iv) to effectuate  foreclosure or other conversion of the ownership of the Mortgaged  Property  securing any Mortgage Loan, in each case, in accordance  with the provisions of this Agreement and the Servicing Agreement, as applicable;  provided,  however, that the
Master  Servicer  shall not (and,  consistent  with its  responsibilities  under  Section 3.03,  shall not authorize any Servicer to) knowingly or intentionally  take any action,  or fail to take (or fail to cause to be taken) any action  reasonably  within its  control  and the scope of duties  more  specifically  set forth herein,  that,  under the REMIC  Provisions,  if taken or not taken, as the case may be, would cause any 2006-8  REMIC to fail to qualify as a REMIC or result in the  imposition  of a tax upon the Trust Fund
(including but not limited to the tax on prohibited  transactions as defined in  Section 860F(a)(2) of the
Code and the tax on contributions to a REMIC set forth in  Section 860G(d)  of the Code) unless the Master
Servicer  has  received  an Opinion  of Counsel  (but not at the  expense of the Master  Servicer)  to the effect  that the  contemplated  action  would not cause any 2006-8  REMIC to fail to qualify as a REMIC or result in the  imposition of a tax upon any 2006-8 REMIC.  The Trustee shall furnish the Master  Servicer, upon  written  request  from a  Servicing  Officer,  with any  powers of  attorney  empowering  the Master
Servicer or any  Servicer to execute  and deliver  instruments  of  satisfaction  or  cancellation,  or of partial or full release or discharge,  and to foreclose upon or otherwise  liquidate  Mortgaged  Property, and to appeal,  prosecute or defend in any court action  relating to the Mortgage  Loans or the  Mortgaged
Property,  in accordance  with the  applicable  Servicing  Agreement and this  Agreement,  and the Trustee shall execute and deliver such other documents,  as the Master Servicer may request,  to enable the Master
Servicer to master service and administer the Mortgage Loans and carry out its duties  hereunder,  in each case in accordance with Accepted Master  Servicing  Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master  Servicer  or any  Servicer).  If the Master  Servicer
or the Trustee  has been  advised  that it is likely  that the laws of the state in which  action is to be taken  prohibit  such action if taken in the name of the Trustee or that the  Trustee  would be  adversely affected  under the "doing  business"  or tax laws of such state if such action is taken in its name,  the
Master  Servicer shall join with the Trustee in the  appointment of a co-trustee  pursuant to Section 9.11 hereof.  In the  performance  of its  duties  hereunder,  the  Master  Servicer  shall  be an  independent contractor and shall not,  except in those  instances  where it is taking action in the name of the Trust, be deemed to be the agent of the Trust.

         Section 3.06.     Due-on-Sale  Clauses;  Assumption  Agreements.  To the extent  provided  in the applicable  Servicing  Agreement,  to the extent Mortgage Loans contain enforceable  due-on-sale  clauses, the Master  Servicer  shall cause the Servicers to enforce such clauses in accordance  with the applicable
Servicing  Agreement.  If applicable law prohibits the enforcement of a due-on-sale  clause or such clause is otherwise not enforced in accordance with the applicable  Servicing  Agreement,  and, as a consequence, a Mortgage Loan is assumed,  the original  Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         Section 3.07.     Release of Mortgage  Files.  (a) Upon becoming  aware of the payment in full of any  Mortgage  Loan,  or the  receipt by any  Servicer  of a  notification  that  payment in full has been escrowed  in a  manner  customary  for  such  purposes  for  payment  to  Certificateholders  on the  next
Distribution  Date, the Servicer will, if required  under the  applicable  Servicing  Agreement (or if the
Servicer  does not,  the  Master  Servicer  may),  promptly  furnish  to the  Custodian,  on behalf of the
Trustee,  two copies of a  certification  substantially  in the form of Exhibit D  hereto (or as otherwise provided in the Custodial  Agreement) signed by a Servicing Officer or in a mutually agreeable  electronic format  which  will,  in lieu of a  signature  on its face,  originate  from a  Servicing  Officer  (which certification  shall include a statement to the effect that all amounts  received in connection  with such payment that are required to be deposited in the Protected Account  maintained by the applicable  Servicer pursuant to Section 4.01,  or by the applicable  Servicer pursuant to its Servicing  Agreement,  have been or will be so deposited)  and shall request that the Custodian,  on behalf of the Trustee,  deliver to the applicable  Servicer the related  Mortgage  File.  Upon  receipt of such  certification  and request,  the
Custodian,  on behalf of the Trustee,  shall promptly  release the related Mortgage File to the applicable
Servicer and the Trustee and Custodian shall have no further  responsibility  with regard to such Mortgage
File.  Upon any such payment in full, each Servicer is authorized,  to give, as agent for the Trustee,  as the mortgagee  under the Mortgage  that secured the Mortgage  Loan,  an  instrument  of  satisfaction  (or assignment of mortgage without recourse)  regarding the Mortgaged Property subject to the Mortgage,  which instrument  of  satisfaction  or  assignment,  as the case may be,  shall be  delivered  to the  Person or
Persons  entitled  thereto against receipt  therefor of such payment,  it being understood and agreed that no expenses  incurred in connection with such  instrument of  satisfaction or assignment,  as the case may be, shall be chargeable to the Protected Account.

         (b)      From time to time and as  appropriate  for the servicing or  foreclosure of any Mortgage
Loan and in  accordance  with the  applicable  Servicing  Agreement,  upon written  instruction  from such
Servicer or the Master  Servicer,  the Trustee  shall  execute  such  documents  as shall be prepared  and furnished  to the Trustee by a Servicer  or the Master  Servicer  (in form  reasonably  acceptable  to the
Trustee) and as are necessary to the  prosecution of any such  proceedings.  The  Custodian,  on behalf of the  Trustee,  shall,  upon the  request  of a  Servicer  or the  Master  Servicer,  and  delivery  to the
Custodian,  on behalf  of the  Trustee,  of two  copies of a request  for  release  signed by a  Servicing
Officer  substantially in the form of Exhibit D (or in a mutually agreeable  electronic format which will, in lieu of a signature on its face,  originate  from a Servicing  Officer),  release the related  Mortgage
File held in its  possession  or control to the  Servicer  or the Master  Servicer,  as  applicable.  Such trust  receipt  shall  obligate  the Servicer or the Master  Servicer to return the  Mortgage  File to the
Custodian  on behalf of the  Trustee,  when the need  therefor by the  Servicer or the Master  Servicer no longer exists unless the Mortgage Loan shall be liquidated,  in which case,  upon receipt of a certificate of a Servicing Officer similar to that hereinabove  specified,  the Mortgage File shall be released by the
Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

         Section 3.08.     Documents,  Records and Funds in Possession of Master  Servicer To Be Held for
Trustee.  (a) The  Master  Servicer  shall  transmit  and each  Servicer  (to the extent  required  by the related  Servicing  Agreement) shall transmit to the Trustee or Custodian on its behalf such documents and instruments  coming into the  possession of the Master  Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers,  the applicable Servicing Agreement,  to be delivered  to the Trustee or Custodian on its behalf.  Any funds  received by the Master  Servicer or by a
Servicer in respect of any Mortgage Loan or which  otherwise are collected by the Master  Servicer or by a
Servicer as Liquidation  Proceeds or Insurance  Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the  Certificateholders  subject to the Master  Servicer's  right to retain or withdraw from the  Distribution  Account the Master  Servicing  Compensation and other amounts provided in this  Agreement,  and to the right of each  Servicer to retain its  Servicing  Fee and other amounts as provided in the applicable  Servicing  Agreement.  The Master Servicer shall,  and (to the extent provided in the applicable  Servicing  Agreement)  shall cause each Servicer to, provide access to information  and documentation  regarding the Mortgage  Loans to the Trustee,  its agents and  accountants at any time upon reasonable request and during normal business hours, and to  Certificateholders  that are savings and loan associations,  banks  or  insurance  companies,  the  Office  of  Thrift  Supervision,  the  FDIC  and the
supervisory  agents and  examiners of such Office and  Corporation  or  examiners of any other  federal or state banking or insurance  regulatory  authority if so required by applicable  regulations  of the Office of Thrift  Supervision or other regulatory  authority,  such access to be afforded without charge but only upon  reasonable  request  in  writing  and  during  normal  business  hours at the  offices of the Master
Servicer  designated  by it. In fulfilling  such a request the Master  Servicer  shall not be  responsible for determining the sufficiency of such information.

         (b)      All Mortgage  Files and funds  collected or held by, or under the control of, the Master
Servicer,  in respect of any  Mortgage  Loans,  whether  from the  collection  of  principal  and interest payments or from  Liquidation  Proceeds or Insurance  Proceeds,  shall be held by the Master  Servicer for and on behalf of the Trustee  and the  Certificateholders  and shall be and remain the sole and  exclusive property of the Trustee;  provided,  however, that the Master Servicer and each Servicer shall be entitled to setoff  against,  and deduct from,  any such funds any amounts that are properly due and payable to the
Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

         Section 3.09.     Standard Hazard Insurance and Flood Insurance  Policies.  (a) For each Mortgage
Loan,  the Master  Servicer  shall enforce any  obligation of the  Servicers  under the related  Servicing
Agreements  to  maintain  or cause to be  maintained  standard  fire and  casualty  insurance  and,  where applicable,  flood insurance,  all in accordance with the provisions of the related Servicing  Agreements.
It is  understood  and  agreed  that  such  insurance  shall  be with  insurers  meeting  the  eligibility requirements  set forth in the applicable  Servicing  Agreement and that no earthquake or other additional insurance is to be required of any  Mortgagor  or to be  maintained  on property  acquired in respect of a defaulted  loan,  other than pursuant to such  applicable  laws and regulations as shall at any time be in force and as shall require such additional insurance.

         (b)      Pursuant  to  Section 4.01  and 4.04,  any amounts  collected  by the  Servicers  or the
Master  Servicer,  under any insurance  policies  (other than amounts to be applied to the  restoration or repair of the property  subject to the related  Mortgage or released to the Mortgagor in  accordance  with the  applicable  Servicing  Agreement)  shall be  deposited  into the  Distribution  Account,  subject  to withdrawal  pursuant to  Section 4.04  and 4.05. Any cost incurred by the Master  Servicer or any Servicer in maintaining  any such insurance if the Mortgagor  defaults in its obligation to do so shall be added to the amount  owing  under the  Mortgage  Loan  where the terms of the  Mortgage  Loan so permit;  provided, however,  that the addition of any such cost shall not be taken into  account for purposes of  calculating the  distributions  to be made to  Certificateholders  and shall be recoverable by the Master  Servicer or such Servicer pursuant to Section 4.04 and 4.05.

         Section 3.10.     Presentment  of Claims and  Collection of Proceeds.  The Master  Servicer shall
(to the extent provided in the applicable  Servicing  Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the  Certificateholders  all claims under the Insurance  Policies and take such actions  (including  the  negotiation,  settlement,  compromise or  enforcement of the insured's claim) as shall be necessary  to realize  recovery  under such  policies.  Any  proceeds  disbursed to the
Master  Servicer  (or  disbursed  to a Servicer  and  remitted to the Master  Servicer) in respect of such policies,  bonds or contracts  shall be promptly  deposited  in the  Distribution  Account  upon  receipt, except  that any  amounts  realized  that are to be applied to the repair or  restoration  of the  related
Mortgaged  Property as a condition  precedent to the  presentation of claims on the related  Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 3.11.     Maintenance  of  the  Primary  Mortgage  Insurance  Policies.  (a)  The  Master
Servicer  shall not take,  or permit any  Servicer  (to the extent  such  action is  prohibited  under the applicable  Servicing  Agreement)  to take,  any  action  that  would  result  in  noncoverage  under  any applicable  Primary  Mortgage  Insurance  Policy of any loss  which,  but for the  actions  of the  Master
Servicer or such  Servicer,  would have been covered  thereunder.  The Master  Servicer shall use its best reasonable  efforts to cause each Servicer (to the extent required under the related Servicing  Agreement)
to keep in force and effect (to the extent that the  Mortgage  Loan  requires  the  Mortgagor  to maintain such  insurance),  primary  mortgage  insurance  applicable to each  Mortgage Loan in accordance  with the provisions of this  Agreement and the related  Servicing  Agreement,  as applicable.  The Master  Servicer shall not,  and shall not  authorize  any  Servicer (to the extent  required  under the related  Servicing
Agreement) to, cancel or refuse to renew any such Primary  Mortgage  Insurance Policy that is in effect at the date of the initial  issuance  of the  Mortgage  Note and is  required  to be kept in force  hereunder except in  accordance  with the  provisions  of this  Agreement and the related  Servicing  Agreement,  as applicable.

         (b)      The  Master  Servicer  agrees to  present,  or to cause  each  Servicer  (to the  extent required  under  the  related  Servicing  Agreement)  to  present,  on  behalf  of  the  Trustee  and  the
Certificateholders,  claims to the insurer  under any Primary  Mortgage  Insurance  Policies  and, in this regard,  to take  such  reasonable  action as shall be  necessary  to permit  recovery  under any  Primary
Mortgage Insurance Policies  respecting  defaulted Mortgage Loans.  Pursuant to Section 4.01 and 4.04, any
amounts  collected by the Master Servicer or any Servicer under any Primary  Mortgage  Insurance  Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 4.05.

         Section 3.12.     Trustee to Retain Possession of Certain Insurance Policies and Documents.

         The Trustee (or the  Custodian,  on behalf of the Trustee),  shall retain  possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance  Policies,  or certificate of insurance if applicable,  and any  certificates  of renewal as to the foregoing as may be issued from time to  time  as  contemplated  by  this  Agreement.  Until  all  amounts  distributable  in  respect  of  the
Certificates  have  been  distributed  in  full  and the  Master  Servicer  otherwise  has  fulfilled  its obligations  under this  Agreement,  the Trustee (or the  Custodian,  on behalf of the Trustee) shall also retain  possession  and  custody of each  Mortgage  File in  accordance  with and subject to the terms and conditions of this  Agreement.  The Master  Servicer  shall  promptly  deliver or cause to be delivered to the Trustee (or the  Custodian,  on behalf of the  Trustee),  upon the  execution  or receipt  thereof the originals  of any Primary  Mortgage  Insurance  Policies,  any  certificates  of  renewal,  and such other documents or instruments  that  constitute  portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

         Section 3.13.     Realization  Upon Defaulted  Mortgage  Loans.  The Master  Servicer shall cause each  Servicer  (to the  extent  required  under the  related  Servicing  Agreement)  to  foreclose  upon, repossess or otherwise  comparably  convert the  ownership of Mortgaged  Properties  securing  such of the
Mortgage Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

         Section 3.14.     Compensation for the Master Servicer.

         The Master  Servicer  will be entitled to the income and gain  realized  from any  investment  of funds in the  Distribution  Account as set forth in Section  4.04(f) for the performance of its activities hereunder.  The Master  Servicer shall be required to pay all expenses  incurred by it in connection  with its activities  hereunder and shall not be entitled to  reimbursement  therefor except as provided in this
Agreement.

         Section 3.15.     REO  Property.  (a) In the event the Trust Fund  acquires  ownership of any REO
Property in respect of any related  Mortgage  Loan, the deed or certificate of sale shall be issued to the
Trustee,  or to its nominee,  on behalf of the related  Certificateholders.  The Master Servicer shall, to the extent  provided in the applicable  Servicing  Agreement,  cause the applicable  Servicer to sell, any
REO Property as  expeditiously  as possible and in accordance  with the  provisions of this  Agreement and the related Servicing  Agreement,  as applicable.  Pursuant to its efforts to sell such REO Property,  the
Master  Servicer  shall cause the  applicable  Servicer to protect and conserve,  such REO Property in the manner and to the extent  required by the applicable  Servicing  Agreement,  in accordance  with the REMIC
Provisions  and in a manner  that  does not  result in a tax on "net  income  from  foreclosure  property"
(unless such result would maximize the Trust Fund's  after-tax  return on such property) or cause such REO
Property to fail to qualify as  "foreclosure  property"  within the meaning of Section  860G(a)(8)  of the
Code.

         (b)      The Master Servicer shall,  to the extent required by the related  Servicing  Agreement, cause the  applicable  Servicer  to deposit  all funds  collected  and  received  in  connection  with the operation of any REO Property in the Protected Account.

         (c)      The Master Servicer and the applicable  Servicer,  upon the final disposition of any REO
Property,  shall be entitled to  reimbursement  for any related  unreimbursed  Monthly  Advances and other unreimbursed  advances  as well as any  unpaid  Servicing  Fees  from  Liquidation  Proceeds  received  in connection with the final disposition of such REO Property;  provided,  that any such unreimbursed Monthly
Advances as well as any unpaid  Servicing  Fees may be  reimbursed  or paid,  as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         (d)      To the extent provided in the related  Servicing  Agreement,  the  Liquidation  Proceeds from the final  disposition  of the REO  Property,  net of any  payment  to the  Master  Servicer  and the applicable  Servicer as provided  above shall be  deposited  in the  Protected  Account on or prior to the
Determination  Date  in the  month  following  receipt  thereof  and  be  remitted  by  wire  transfer  in immediately  available funds to the Master Servicer for deposit into the Distribution  Account on the next succeeding Servicer Remittance Date.

         Section 3.16.     Annual  Statement as to  Compliance.  The Master  Servicer  and the  Securities
Administrator   shall  deliver  (or  otherwise  make  available)  to  the  Depositor  and  the  Securities
Administrator,  not later than March 15 of each calendar year beginning in 2007, an Officer's  Certificate
(an "Annual  Statement of Compliance")  stating,  as to each signatory  thereof,  that (i) a review of the activities  of each such party  during  the  preceding  calendar  year and of its  performance  under this
Agreement  has  been  made  under  such  officer's  supervision  and  (ii) to the  best of such  officer's knowledge,  based on such review,  such party has fulfilled all of its obligations under this Agreement in all  material  respects  throughout  such  year,  or,  if there  has been a failure  to  fulfill  any such obligation  in any material  respect,  specifying  each such failure  known to such officer and the nature
and  status  of  cure  provisions   thereof.   Such  Annual  Statement  of  Compliance  shall  contain  no restrictions  or  limitations  on its use.  The Master  Servicer  shall  enforce  the  obligation  of each
Servicer,  to the  extent  set forth in the  related  Servicing  Agreement,  to  deliver a similar  Annual
Statement of Compliance by that Servicer to the Depositor and the  Securities  Administrator  as described above as and when  required  with  respect to the Master  Servicer.  In the event that  certain  servicing responsibilities  with  respect to the Mortgage  Loans have been  delegated  by the Master  Servicer,  the
Securities  Administrator  or a Servicer to a subservicer or  subcontractor,  each such entity shall cause such  subservicer or subcontractor  (and with respect to each Servicer,  the Master Servicer shall enforce the obligation of such Servicer to the extent required under the related  Servicing  Agreement) to deliver a similar Annual  Statement of Compliance by that  subservicer or  subcontractor  to the Depositor and the
Securities  Administrator  as described  above as and when required with respect to the Master Servicer or the related Servicer, as the case may be.

         Failure of the Master  Servicer to comply with this Section 3.16  (including  with respect to the time  frames  required  in this  Section)  shall be deemed an Event of  Default  and the  Trustee,  at the written  direction  of the  Depositor,  shall,  in addition to whatever  rights the Trustee may have under this Agreement and at law or equity or to damages,  including injunctive relief and specific  performance, upon  notice  immediately  terminate  all the rights and  obligations  of the Master  Servicer  under this
Agreement  and in and to the  Mortgage  Loans and the proceeds  thereof  without  compensating  the Master
Servicer for the same.  This  paragraph  shall  supersede  any other  provision  in this  Agreement or any other agreement to the contrary.

         Failure  of the  Securities  Administrator  to comply  with this  Section  3.16  (including  with respect to the time frames  required in this Section)  shall be deemed an Event of Default and the Trustee at the written  direction of the  Depositor,  shall,  in addition to whatever  rights the Trustee may have under  this  Agreement  and at law or equity or to  damages,  including  injunctive  relief  and  specific performance,  upon  notice  immediately  terminate  all  the  rights  and  obligations  of the  Securities
Administrator  under this  Agreement  and in and to the Mortgage  Loans and the proceeds  thereof  without compensating  the  Securities  Administrator  for the  same.  This  paragraph  shall  supersede  any other provision in this Agreement or any other agreement to the contrary.

         Section 3.17.     Assessments of Compliance  and  Attestation  Reports.  Pursuant to Rules 13a-18
and  15d-18 of the  Exchange  Act and Item 1122 of  Regulation  AB, the Master  Servicer,  the  Securities
Administrator  and the Custodian (to the extent set forth in this Section)  (each,  an "Attesting  Party")
shall deliver (or otherwise  make  available) to the  Depositor,  the Master  Servicer and the  Securities
Administrator  on or before March 15 of each  calendar  year  beginning in 2007, a report  regarding  such
Attesting  Party's  assessment of compliance (an "Assessment of Compliance")  with the Servicing  Criteria during the preceding  calendar year.  The  Assessment of  Compliance,  as set forth in Regulation AB, must contain the following:

         (a)      A statement by an authorized  officer of such  Attesting  Party of its authority and its responsibility for assessing  compliance with the Servicing  Criteria  applicable to the related Attesting
Party;

         (b)      A statement  by such  officer  that such  Attesting  Party used the  Servicing  Criteria attached as Exhibit M hereto,  and which will also be attached to the Assessment of Compliance,  to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

         (c)      An  assessment  by such officer of the related  Attesting  Party's  compliance  with the applicable  Servicing  Criteria  for the period  consisting  of the  preceding  calendar  year,  including disclosure  of any material  instance of  noncompliance  with respect  thereto  during such period,  which assessment  shall be based on the activities  such Attesting  Party performs with respect to  asset-backed securities  transactions  taken as a whole involving the related  Attesting Party,  that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public  accounting firm has issued an attestation  report on the related  Attesting  Party's  Assessment  of Compliance  for the period  consisting of the preceding calendar year; and

         (e)      A statement as to which of the Servicing  Criteria,  if any, are not  applicable to such related  Attesting  Party,  which statement shall be based on the activities such related  Attesting Party performs with respect to  asset-backed  securities  transactions  taken as a whole  involving such related
Attesting Party, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum  shall  address each of the  Servicing  Criteria  specified on Exhibit M hereto that are indicated as applicable to the related Attesting Party.

         On or before  March 15 of each  calendar  year  beginning  in 2007,  each  Attesting  Party shall furnish to the Master Servicer,  the Depositor and the Securities  Administrator a report (an "Attestation
Report") by a  registered  public  accounting  firm that  attests to, and  reports on, the  Assessment  of
Compliance  made by the related  Attesting  Party,  as required by Rules 13a-18 and 15d-18 of the Exchange
Act and  Item  1122(b)  of  Regulation  AB,  which  Attestation  Report  must be made in  accordance  with standards for  attestation  reports issued or adopted by the Public Company  Accounting  Oversight  Board.
Such Attestation Report shall contain no restrictions or limitations on its use.

         The Master  Servicer  shall enforce the  obligation of each Servicer to deliver to the Securities
Administrator,  the Master Servicer and the Depositor an Assessment of Compliance and  Attestation  Report
as and when provided in the related  Servicing  Agreement.  Each of  the Company,  the Master Servicer and
the Securities  Administrator  shall cause,  and the Master  Servicer shall enforce the obligation (as and when provided in the related  Servicing  Agreement) of each Servicer to cause,  any  subservicer  and each subcontractor (to the extent such  subcontractor is determined by the Company,  the Master Servicer or the
Securities  Administrator,  as applicable,  to be a Party   Participating in the Servicing Function within
the meaning of Item 1122 of  Regulation  AB) that is engaged by the  Company,  such  Servicer,  the Master
Servicer or the Securities Administrator,  as applicable, to deliver to the Securities Administrator,  the
Master  Servicer  and the  Depositor  an  Assessment  of  Compliance  and  Attestation  Report as and when provided  above.  Such  Assessment of  Compliance,  as to any  subservicer  or  subcontractor,  shall at a minimum  address  each of the  Servicing  Criteria  specified  on Exhibit M hereto that are  indicated  as applicable to any "primary  servicer" to the extent such  subservicer or  subcontractor  is performing any servicing  function  for the party who  engages it and to the extent  such party is not itself  addressing the  Servicing  Criteria  related to such  servicing  function in its own  Assessment of  Compliance.  The
Securities  Administrator shall confirm that each of the Assessments of Compliance  delivered to it, taken as a whole,  address all of the Servicing Criteria and taken  individually  address the Servicing Criteria for each party as set forth on Exhibit M and notify the Depositor of any exceptions.  Notwithstanding  the foregoing,  as to any  subcontractor  (as defined in the related  Servicing  Agreement),  an Assessment of
Compliance  is not required to be  delivered  unless it is required as part of a Form 10-K with respect to the Trust Fund.

         The  Custodian  shall  deliver to the  Master  Servicer,  the  Securities  Administrator  and the
Depositor an Assessment of Compliance and Attestation  Report, as and when provided above,  which shall at a minimum  address each of the  Servicing  Criteria  specified on Exhibit M hereto which are  indicated as applicable to a  "custodian."  Notwithstanding  the  foregoing an Assessment of Compliance or  Attestation
Report is not  required  to be  delivered  by any  Custodian  unless it is required as part of a Form 10-K with respect to the Trust Fund.

         Failure of the Master  Servicer to comply with this Section 3.17  (including  with respect to the timeframes  required  herein) shall,  upon written  notice from the Trustee upon receiving  direction from the Depositor,  constitute an Event of Default and, the Trustee shall,  in addition to whatever rights the
Trustee may have under this  Agreement  and at law or equity or to damages,  including  injunctive  relief and specific  performance,  upon notice  immediately  terminate all of the rights and  obligations  of the
Master  Servicer under this Agreement and in and to the Mortgage  Loans and the proceeds  thereof  without compensating  the Master  Servicer for the same (but subject to the Master  Servicer  rights to payment of any Master  Servicing  Compensation  and  reimbursement  of all  amounts  for which it is  entitled  to be reimbursed  prior to the date of  termination).  Failure of the  Securities  Administrator  to comply with this Section 3.17  (including  with respect to the  timeframes  required in this  Section)  which  failure results in a failure to timely file the related Form 10-K,  shall,  upon  written  notice from the Trustee upon receiving  direction from the Depositor,  constitute an Event of Default,  and the Trustee shall,  in addition  to  whatever  rights  the  Trustee  may have  under  this  Agreement  and at law or equity or to damages,  including injunctive relief and specific  performance,  upon notice immediately terminate all of the rights  and  obligations  of the  Securities  Administrator  under  this  Agreement  and in and to the
Mortgage Loans and the proceeds  thereof without  compensating the Securities  Administrator  for the same
(but  subject to the  Securities  Administrator's  right to  reimbursement  of all amounts for which it is entitled to be reimbursed  prior to the date of  termination).  This paragraph  shall  supersede any other provision in this Agreement or any other agreement to the contrary.

         Section 3.18.     Reports Filed with  Securities  and Exchange  Commission.  (a)(i)(A)  Within 15
days after each  Distribution  Date,  the  Securities  Administrator  shall,  in accordance  with industry standards,  prepare and file with the Commission via the  Electronic  Data Gathering and Retrieval  System
("EDGAR"),  a Distribution Report on Form 10-D, signed by the Master Servicer,  with a copy of the Monthly
Statement  to  be  furnished  by  the  Securities   Administrator  to  the   Certificateholders  for  such
Distribution  Date  provided  that the  Securities  Administrator  shall  have  received  no later  than 5 calendar  days after the  related  Distribution  Date,  all  information  required  to be  provided to the
Securities  Administrator  as  described  in clause  (a)(iv)  below.  Any  disclosure  in  addition to the
Monthly  Statement  that is  required  to be included  on Form 10-D  ("Additional  Form 10-D  Disclosure")
shall,  pursuant to the paragraph  immediately below, be reported by the parties set forth on Exhibit Q to the  Securities  Administrator  and the  Depositor,  approved  for  inclusion  by the  Depositor,  and the
Securities  Administrator  will have no duty or  liability  for any  failure  hereunder  to  determine  or prepare any Additional  Form 10-D  Disclosure  absent such reporting  (other than with respect to cases in which the Securities Administrator is the reporting party as set forth in Exhibit Q) and approval.

                  (B) Within 5 calendar  days after the  related  Distribution  Date,  (i) the parties set forth in Exhibit Q shall be  required  to  provide,  and the Master  Servicer  shall  enforce the obligations  of each  Servicer (to the extent  provided in the related  Servicing  Agreement)  to provide,  pursuant  to  Section  3.18(a)(iv)  below,  to the  Securities  Administrator  and  the
         Depositor,  to the extent known by a responsible officer thereof,  in  EDGAR-compatible  form, or in such other form as otherwise  agreed upon by the  Securities  Administrator  and the Depositor and such party,  the form and substance of any Additional  Form 10-D  Disclosure,  if applicable, and (ii) the Depositor  will approve,  as to form and substance,  or disapprove,  as the case may be, the inclusion of the Additional  Form 10-D  Disclosure on Form 10-D.  The Depositor  shall be responsible  for any  reasonable  fees  and  expenses  assessed  or  incurred  by the  Securities
         Administrator  in connection  with  including any  Additional  Form 10-D  Disclosure on Form 10-D
         pursuant to this Section.

         (C)   After preparing the Form 10-D, the Securities  Administrator  shall forward  electronically a copy of the Form 10-D to the  Master  Servicer,  and in the case  that such Form 10-D  contains
         Additional Form 10-D  Disclosure,  to the Master Servicer and the Depositor,  for review.  Within two Business Days after  receipt of such copy,  but no later than the 12th calendar day after the
         Distribution Date (provided that, the Securities  Administrator  forwards a copy of the Form 10-D no later than the 10th calendar  after the  Distribution  Date),  the Depositor  shall notify the
         Securities  Administrator  in writing (which may be furnished  electronically)  of any changes to or approval of such Form 10-D.  In the  absence of receipt of any  written  changes or  approval, the  Securities  Administrator  shall be  entitled to assume that such Form 10-D is in final form and the  Securities  Administrator  may proceed with the  execution  and filing of the Form 10-D.
         No later than the 13th  calendar  day after the  related  Distribution  Date,  a duly  authorized officer  of the  Master  Servicer  shall  sign the Form 10-D and,  in the case  where the  Master
         Servicer and  Securities  Administrator  are not  affiliated  return an electronic or fax copy of such signed Form 10-D (with an original  executed  hard copy to follow by overnight  mail) to the
         Securities  Administrator.  If a Form 10-D cannot be filed on time or if a previously  filed Form
         10-D needs to be amended,  the Securities  Administrator  will follow the procedures set forth in
         Section 3.18(a)(v)(B).  Promptly  (but no later than one (1) Business  Day) after filing with the
         Commission,   the  Securities   Administrator  will  make  available  on  its  internet  website, identified  in Section  6.07,  a final  executed  copy of each Form 10-D filed by the  Securities
         Administrator.  The  signing  party at the  Master  Servicer  can be  contacted  as set  forth in
         Section  11.07.  Form 10-D requires the  registrant to indicate (by checking  "yes" or "no") that it (1) has filed all  reports  required  to be filed by Section 13 or 15(d) of the  Exchange  Act during the preceding 12 months (or for such shorter  period that the  registrant  was required to file such reports),  and (2) has been subject to such filing  requirements  for the past 90 days.
         The  Depositor  shall notify the  Securities  Administrator  in writing,  no later than the fifth calendar day after the related  Distribution  Date with respect to the filing of a report on Form
         10-D if the  answer  to the  questions  should be "no".  The  Securities  Administrator  shall be entitled to rely on the  representations  in Section 2.06(g) and in any such notice in preparing, executing  and/or  filing any such report.  The parties to this  Agreement  acknowledge  that the performance by the Master Servicer and the Securities  Administrator of their  respective  duties under  Sections  3.18(a)(i)  and (v) related to the timely  preparation,  execution and filing of
         Form 10-D is contingent  upon such parties  strictly  observing all  applicable  deadlines in the
         performance  of  their  duties  under  such  Sections.   Neither  the  Master  Servicer  nor  the
         Securities  Administrator  shall  have any  liability  for any  loss,  expense,  damage  or claim arising out of or with respect to any failure to properly  prepare,  execute  and/or  timely file such Form 10-D,  where such  failure  results  from a party's  failure  to  deliver,  on a timely basis,  any  information  from such party needed to prepare,  arrange for  execution or file such
         Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

                  (i)      (A) Within four (4) Business Days after the  occurrence  of an event  requiring disclosure  on Form 8-K (each such event,  a  "Reportable  Event"),  the  Securities  Administrator  shall prepare and file, at the  direction of the  Depositor,  on behalf of the Trust,  any Form 8-K, as required by the Exchange Act,  provided that the Depositor  shall file the initial Form 8-K in connection  with the issuance of the  Certificates.  Any  disclosure or  information  related to a Reportable  Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure  Information") shall,  pursuant to the paragraph  immediately  below,  be  reported  by the  parties  set forth on  Exhibit  Q to the  Securities
Administrator  and the Depositor,  approved for inclusion by the Depositor,  and the Master  Servicer will have no duty or  liability  for any failure  hereunder  to  determine  or prepare any Form 8-K  Disclosure
Information   absent  such  reporting   (other  than  with  respect  to  cases  in  which  the  Securities
Administrator is the reporting party as set forth in Exhibit Q) and approval.

         (B)      For so long as the Trust is subject  to the  Exchange  Act  reporting  requirements,  no later  than the  close  of  business  on the  second  Business  Day  after  the  occurrence  of a
         Reportable  Event (i) the parties  set forth in Exhibit Q shall be  required  pursuant to Section
         3.18(a)(iv)  below to provide,  and the Master  Servicer  will  enforce the  obligations  of each
         Servicer  (to the  extent  provided  in the  related  Servicing  Agreement)  to  provide,  to the
         Securities  Administrator  and the  Depositor,  to the  extent  known  by a  responsible  officer thereof,  in  EDGAR-compatible  form,  or in such  other  form as  otherwise  agreed  upon by the
         Securities  Administrator  and the Depositor  and such party,  the form and substance of any Form
         8-K Disclosure  Information,  if applicable,  and (ii) the Depositor will approve, as to form and substance,  or  disapprove,  as the  case  may be,  the  inclusion  of the  Form  8-K  Disclosure
         Information  on  Form  8-K.  The  Depositor  will be  responsible  for any  reasonable  fees  and out-of-pocket  expenses  assessed or incurred by the Securities  Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

         (C)      After   preparing   the  Form  8-K,   the   Securities   Administrator   shall   forward
         electronically  a copy of the Form 8-K to the  Depositor and the Master  Servicer for review.  No later  than the  close of  business  New York  City  time on the  third  Business  Day  after the
         Reportable  Event, or in the case where the Master Servicer and the Securities  Administrator are
         unaffiliated,  no later  than  12:00 p.m.  New York City time on the 4th  Business  Day after the
         Reportable  Event, a duly authorized  officer of the Master Servicer shall sign the Form 8-K and, in the case  where the Master  Servicer  and the  Securities  Administrator  are not  affiliated, return an  electronic  or fax copy of such signed Form 8-K (with an original  executed  hard copy to follow by overnight  mail) to the Securities  Administrator.  Promptly,  but no later than the close of business on the third  Business  Day after the  Reportable  Event  (provided  that,  the
         Securities  Administrator  forwards  a copy of the Form 8-K no later  than  noon New York time on the third Business Day after the  Reportable  Event),  the Depositor  shall notify the Securities
         Administrator  in writing (which may be furnished  electronically)  of any changes to or approval of  such  Form  8-K.  In the  absence  of  receipt  of  any  written  changes  or  approval,  the
         Securities  Administrator  shall be  entitled  to assume  that such Form 8-K is in final form and the  Securities  Administrator  may proceed with the  execution  and filing of the Form 8-K. If a
         Form 8-K  cannot be filed on time or if a  previously  filed  Form 8-K needs to be  amended,  the
         Securities  Administrator  will  follow  the  procedures  set  forth  in   Section 3.18(a)(v)(B).
         Promptly  (but no later  than one (1)  Business  Day)  after  filing  with  the  Commission,  the
         Securities  Administrator  will make  available on its internet  website,  identified  in Section
         6.07,  a final  executed  copy of each  Form  8-K  filed  by the  Securities  Administrator.  The signing  party at the  Master  Servicer  can be  contacted  as set forth in  Section  11.07.  The parties  to this  Agreement  acknowledge  that the  performance  by the Master  Servicer  and the
         Securities  Administrator of their respective  duties under this Section  3.18(a)(ii)  related to the  timely  preparation,  execution  and  filing of Form 8-K is  contingent  upon  such  parties strictly  observing  all  applicable  deadlines  in the  performance  of their  duties under this
         Section  3.18(a)(ii).  Neither the Master  Servicer nor the Securities  Administrator  shall have any  liability  for any loss,  expense,  damage or claim  arising  out of or with  respect to any failure to  properly  prepare,  execute  and/or  timely  file such Form 8-K,  where such  failure results from a party's failure to deliver,  on a timely basis,  any  information  from such party needed to prepare,  arrange  for  execution  or file such Form 8-K,  not  resulting  from its own negligence, bad faith or willful misconduct.

                  (ii)     (A)  Within  90 days  after  the end of each  fiscal  year of the Trust or such earlier  date as may be required by the Exchange Act (the "10-K  Filing  Deadline")  (it being  understood that the fiscal year for the Trust ends on  December  31st of each year),  commencing  in March 2007,  the
Securities  Administrator  shall  prepare  and  file on  behalf  of the  Trust a Form  10-K,  in form  and substance as required by the Exchange  Act.  Each such Form 10-K shall  include the  following  items,  in each case to the extent they have been  delivered to the  Securities  Administrator  within the applicable time  frames set forth in this  Agreement,  (I) an annual  compliance  statement  for each  Servicer,  the
Master Servicer,  the Securities  Administrator  and any subservicer or subcontractor,  as applicable,  as described  under Section 3.16,  (II)(A) the annual  reports on  assessment  of compliance  with  Servicing
Criteria for the Master  Servicer,  each  subservicer  and  subcontractor  Participating  in the Servicing
Function,  the Securities  Administrator  and the Custodian,  as described  under Section 3.17, and (B) if any such report on  assessment  of  compliance  with  Servicing  Criteria  described  under  Section  3.17
identifies   any  material   instance  of   noncompliance,   disclosure   identifying   such  instance  of
noncompliance,  or if any such report on assessment of compliance with Servicing  Criteria described under
Section  3.17 is not  included  as an  exhibit  to such Form  10-K,  disclosure  that  such  report is not included and an explanation  why such report is not included,  (III)(A) the registered  public  accounting firm  attestation  report for the Master  Servicer,  each  Servicer,  the Securities  Administrator,  each subservicer,  each  subcontractor as applicable,  and the Custodian,  as described under Section 3.17, and
(B) if any registered  public  accounting firm attestation  report described under Section 3.17 identifies any material instance of noncompliance,  disclosure identifying such instance of noncompliance,  or if any such  registered  public  accounting  firm  attestation  report is not included as an exhibit to such Form
10-K,  disclosure  that such report is not included and an  explanation  why such report is not  included, and (IV) a  Sarbanes-Oxley  Certification  ("Sarbanes-Oxley  Certification")  as described in this Section
3.18 (a)(iii)(D)  below (provided,  however,  that the Securities  Administrator,  at its discretion,  may omit from the Form 10-K any annual compliance  statement,  assessment of compliance or attestation  report that is not  required to be filed with such Form 10-K  pursuant  to  Regulation  AB).  Any  disclosure  or information  in  addition  to (I)  through  (IV) above  that is  required  to be  included  on  Form  10-K
("Additional Form 10-K Disclosure")  shall,  pursuant to the paragraph  immediately  below, be reported by the  parties  set forth on Exhibit Q to the  Securities  Administrator  and the  Depositor,  approved  for inclusion by the  Depositor,  and the  Securities  Administrator  will have no duty or  liability  for any failure  hereunder to determine  or prepare any  Additional  Form 10-K  Disclosure  absent such  reporting
(other than with  respect to case in which the  Securities  Administrator  is the  reporting  party as set forth in Exhibit Q) and approval.

         (B)      No later  than  March 15 of each year  that the Trust is  subject  to the  Exchange  Act reporting  requirements,  commencing  in 2007,  (i) the  parties  set forth in Exhibit Q shall be required to provide,  and the Master  Servicer shall enforce the obligations of each Servicer (to the  extent  provided  in the  related  Servicing  Agreement)  to  provide,  pursuant  to Section
         3.18(a)(iv)  below to the Securities  Administrator  and the Depositor,  to the extent known by a responsible  officer  thereof,  in  EDGAR-compatible  form,  or in such other  form as  otherwise agreed upon by the  Securities  Administrator  and the  Depositor  and such  party,  the form and substance of any Additional  Form 10-K  Disclosure,  if  applicable,  and (ii) the Depositor will approve,  as to form and  substance,  or  disapprove,  as the case may be, the  inclusion  of the
         Additional  Form 10-K  Disclosure  on Form  10-K.  The  Depositor  shall be  responsible  for any reasonable fees and expenses  assessed or incurred by the Securities  Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

         (C)      After   preparing   the  Form  10-K,   the   Securities   Administrator   shall  forward
         electronically  a copy of the Form 10-K to the  Depositor  (only in the case where such Form 10-K includes  Additional  Form 10-K  Disclosure  and otherwise if requested by the Depositor) and the
         Master  Servicer  for review.  Within  three  Business  Days after  receipt of such copy,  but no later than March 25th (provided  that, the Securities  Administrator  forwards a copy of the Form
         10-K no later than the third  Business Day prior to March 25th),  the Depositor  shall notify the
         Securities  Administrator  in writing (which may be furnished  electronically)  of any changes to or approval of such Form 10-K.  In the  absence of receipt of any  written  changes or  approval, the  Securities  Administrator  shall be  entitled to assume that such Form 10-K is in final form and the  Securities  Administrator  may proceed with the  execution  and filing of the Form 10-K.
         No later than the close of business  Eastern  Standard  time on the 4th Business Day prior to the
         10-K  Filing  Deadline,  an  officer  of the Master  Servicer  in charge of the master  servicing function  shall sign the Form 10-K and in the case where the Master  Servicer and the  Securities
         Administrator are  unaffiliated,  return an electronic or fax copy of such signed Form 10-K (with an original  executed  hard copy to follow by overnight  mail) to the  Securities  Administrator.
         If a Form 10-K  cannot be filed on time or if a  previously  filed Form 10-K needs to be amended, the  Securities  Administrator  will follow the  procedures  set forth in Section  3.18(a)(v)(B).
         Promptly  (but no later  than one (1)  Business  Day)  after  filing  with  the  Commission,  the
         Securities  Administrator  will make  available on its internet  website,  identified  in Section
         6.07,  a final  executed  copy of each  Form  10-K  filed by the  Securities  Administrator.  The signing party at the Master  Servicer can be contacted as set forth in Section  11.07.  Form 10-K requires  the  registrant  to  indicate  (by  checking  "yes" or "no")  that it (1) has filed all reports  required to be filed by Section 13 or 15(d) of the Exchange Act during the  preceding 12 months (or for such shorter period that the  registrant  was required to file such reports),  and
         (2) has been  subject to such  filing  requirements  for the past 90 days.  The  Depositor  shall notify the Securities  Administrator  in writing,  no later than March 15th of each year in which the Trust is subject to the  requirements  of the  Exchange  Act with  respect to the filing of a
         report  on  Form  10-K,  if  the  answer  to  the  questions   should  be  "no".  The  Securities
         Administrator  shall be entitled  to rely on the  representations  in Section  2.06(g) and in any such  notice  in  preparing,  executing  and/or  filing  any such  report.  The  parties  to this
         Agreement   acknowledge   that  the  performance  by  the  Master  Servicer  and  the  Securities
         Administrator  of their  respective  duties under  Section  3.18(a)(iii)  and (iv) related to the timely  preparation,  execution and filing of Form 10-K is contingent upon such parties  strictly observing  all  applicable  deadlines in the  performance  of their  duties  under such  Section,
         Section  3.16 and Section  3.17.  Neither the Master  Servicer nor the  Securities  Administrator
         shall have any liability for any loss, expense,  damage,  claim arising out of or with respect to any failure to properly  prepare,  execute and/or timely file such Form 10-K,  where such failure results from the Master  Servicer's  or the  Securities  Administrator's  inability or failure to receive,  on a timely  basis,  any  information  from any other party  hereto  needed to prepare, arrange for execution or file such Form 10-K,  not resulting from its own  negligence,  bad faith or willful misconduct.  Subject to the foregoing,  the Securities Administrator has no duty under this  Agreement to monitor or enforce the  performance  by the other parties  listed on Exhibit Q of their duties  under this  paragraph  or  proactively  solicit or procure from such parties any
         Additional Form 10-K Disclosure information.

         (D)      Each Form 10-K  shall  include a  certification  (the  "Sarbanes-Oxley  Certification"), required to be included  therewith  pursuant to the  Sarbanes-Oxley  Act which shall be signed by the Certifying  Person and delivered to the Securities  Administrator no later than March 15th of each year in which the Trust is subject to the  reporting  requirements  of the Exchange Act. The
         Master  Servicer  shall cause any Servicer and any  subservicer or  subcontractor,  to the extent set forth in the related Servicing  Agreement,  engaged by it to, provide to the Person who signs the  Sarbanes-Oxley  Certification (the "Certifying  Person"),  by March 10 of each year in which the Trust is  subject  to the  reporting  requirements  of the  Exchange  Act (or such other date specified in the related  Servicing  Agreement) and otherwise within a reasonable  period of time upon request, a certification (each, a "Back-Up  Certification"),  in the form attached hereto as
         Exhibit N, upon which the Certifying  Person,  the entity for which the Certifying Person acts as an  officer,  and  such  entity's  officers,  directors  and  Affiliates  (collectively  with the
         Certifying  Person,  "Certification  Parties")  can  reasonably  rely.  An  officer of the Master
         Servicer  in charge of the master  servicing  function  shall serve as the  Certifying  Person on behalf of the Trust.  Such  officer of the  Certifying  Person can be  contacted  as set forth in
         Section 11.07.

                  (iii)    With  respect to any  Additional  Form 10-D  Disclosure,  Additional  Form 10-K
Disclosure or any Form 8-K Disclosure  Information  (collectively,  the "Additional  Disclosure") relating to the Trust Fund in the form attached hereto as Exhibit R, the Securities  Administrator's  obligation to include such Additional  Information in the applicable  Exchange Act report is subject to receipt from the entity that is indicated in Exhibit Q as the responsible  party for providing that  information,  if other than the Securities  Administrator,  as and when required as described in Section 3.18(a)(i) through (iii)
above.  Such Additional  Disclosure shall be accompanied by a notice  substantially in the form of Exhibit
R. Each of the Company as a Servicer,  the Master  Servicer,  the Sponsor,  the  Securities  Administrator
and the  Depositor  hereby  agrees to notify and provide,  and the Master  Servicer  agrees to enforce the obligations  (to the extent  provided  in the  related  Servicing  Agreement)  to the extent  known to the
Master Servicer,  Sponsor,  Securities  Administrator and Depositor all Additional  Disclosure relating to the Trust Fund,  with respect to which such party is indicated in Exhibit Q as the  responsible  party for providing that  information.  Within five Business Days prior to each  Distribution Date of each year that the Trust is subject to the Exchange Act reporting  requirements,  the Depositor  shall make  available to the Securities  Administrator  the Group I Significance  Estimate and the Securities  Administrator  shall use such  information  to  calculate  the Group I  Significance  Percentage.  If the Group I  Significance
Percentage  meets either of the threshold  levels  detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation
AB, the  Securities  Administrator  shall  deliver  written  notification  to the  Depositor,  the related
Counterparty  to that effect which  notification  shall  include a request  that the related  Counterparty provide  Regulation  AB  information  to the  Depositor  in  accordance  with  the  related  Cap  Contract
Agreement.  The  Depositor  shall be obligated  to obtain from the related  Counterparty  any  information required  under  Regulation  AB to the extent  required  under the related Cap Contract  Agreement  and to provide to the Securities  Administrator  any information  that may be required to be included in any Form
10-D,  Form 8-K or Form 10-K  relating to the  related  Cap  Contract  Agreement  or written  notification
instructing  the  Securities   Administrator  that  such  Additional   Disclosure  regarding  the  related
Counterparty  is not necessary for such  Distribution  Date. The Depositor  shall be  responsible  for any reasonable  fees and expenses  assessed or incurred by the  Securities  Administrator  in connection  with including any Additional Disclosure information pursuant to this Section.

                  So long as the  Depositor  is subject to the filing  requirements  of the  Exchange  Act with respect to the Trust Fund,  the Trustee shall notify the Securities  Administrator  and the Depositor of any  bankruptcy  or  receivership  with  respect  to the  Trustee  or of any  proceedings  of the  type described  under Item 1117 of  Regulation  AB that have  occurred as of the  related Due Period,  together with a  description  thereof,  no later  than the date on which  such  information  is  required  of other parties  hereto as set forth  under  this  Section  3.18.  In  addition,  the  Trustee  shall  notify  the
Securities  Administrator  and the Depositor of any affiliations or  relationships  that develop after the
Closing  Date  between  the Trustee and the  Depositor,  EMC,  the  Securities  Administrator,  the Master
Servicer,  the  Counterparty  or the Custodian of the type  described  under Item 1119 of  Regulation  AB, together  with a  description  thereof,  no later  than March 15 of each year that the Trust is subject to the Exchange Act reporting  requirements,  commencing  in 2007.  Should the  identification  of any of the
Depositor,  the Sponsor,  the Securities  Administrator,  the Master  Servicer,  the  Counterparty  or the
Custodian change, the Depositor shall promptly notify the Trustee.

                  (iv)     (A) On or  prior to  January  30 of the  first  year in  which  the  Securities
Administrator is able to do so under applicable law, the Securities  Administrator  shall prepare and file a Form 15 relating to the  automatic  suspension  of  reporting in respect of the Trust under the Exchange
Act.

         (B)      In the event  that the  Securities  Administrator  is  unable  to  timely  file with the
         Commission  all or any  required  portion of any Form 8-K,  10-D or 10-K  required to be filed by this  Agreement  because  required  disclosure  information  was  either not  delivered  to it or delivered  to it after  the  delivery  deadlines  set  forth in this  Agreement  or for any other reason,  the  Securities  Administrator  will  promptly  notify  the  Depositor  and  the  Master
         Servicer.  In the case of Form 10-D and 10-K,  the  Depositor,  Master  Servicer  and  Securities
         Administrator  will  cooperate  to  prepare  and  file a Form  12b-25  and a 10-DA  and  10-KA as applicable,  pursuant  to  Rule  12b-25  of the  Exchange  Act.  In the  case of  Form  8-K,  the
         Securities  Administrator will, upon receipt of all required Form 8-K Disclosure  Information and upon the approval and direction of the  Depositor,  include such  disclosure  information  on the next Form  10-D.  In the event  that any  previously  filed  Form 8-K,  10-D or 10-K  needs to be amended and such amendment  relates to any Additional  Disclosure,  the Securities  Administrator
         will notify the Depositor  and the parties  affected  thereby and such parties will  cooperate to prepare any  necessary  Form 8-K,  10-DA or 10-KA.  Any Form 15, Form 12b-25 or any  amendment to
         Form 8-K,  10-D or 10-K shall be signed by an  appropriate  officer of the Master  Servicer.  The parties  hereto  acknowledge  that the  performance  by the Master  Servicer  and the  Securities
         Administrator  of their  respective  duties under this Section  3.18(a)(v)  related to the timely preparation,  execution  and filing of Form 15, a Form 12b-25 or any  amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor  timely  performing their duties under this  Section.  Neither the Master  Servicer nor the  Securities  Administrator  shall have any  liability  for any loss,  expense,  damage or claim  arising  out of or with  respect to any failure to  properly  prepare,  execute  and/or  timely file any such Form 15, Form 12b-25 or any amendments  to Forms 8-K,  10-D or 10-K,  where such failure  results  from a party's  failure to deliver,  on a timely  basis,  any  information  from such party  needed to prepare,  arrange for execution or file such Form 15, Form 12b-25 or any  amendments  to Forms 8-K,  10-D or 10-K,  not resulting from its own negligence, bad faith or willful misconduct.

                  The Depositor agrees to promptly furnish to the Securities  Administrator,  from time to time upon request,  such further information,  reports and financial statements within its control related to this Agreement,  the Mortgage Loans as the Securities  Administrator  reasonably  deems  appropriate to prepare and file all necessary  reports with the Commission.  The Securities  Administrator  shall have no responsibility to file any items other than those specified in this Section 3.18;  provided,  however, the
Securities  Administrator  will  cooperate with the Depositor in connection  with any  additional  filings with  respect  to the Trust  Fund as the  Depositor  deems  necessary  under the  Exchange  Act.  Fees and expenses  incurred by the  Securities  Administrator  in  connection  with this  Section 3.18 shall not be reimbursable from the Trust Fund.

         (b)      In connection with the filing of any Form 10-K  hereunder,  in the case where the Master
Servicer and the Securities  Administrator are not affiliated,  the Securities  Administrator shall sign a certification  (a "Form of Back-Up  Certification  for Form 10-K  Certificate,"  substantially in the form attached hereto as Exhibit L) for the Depositor  regarding certain aspects of the Form 10-K  certification signed  by the  Master  Servicer,  provided,  however,  that the  Securities  Administrator  shall  not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

         (c)      The  Securities  Administrator  shall  indemnify  and hold  harmless  the  Company,  the
Depositor and the Master  Servicer and each of its officers,  directors  and  affiliates  from and against any losses,  damages,  penalties,  fines,  forfeitures,  reasonable  and necessary  legal fees and related costs,  judgments  and other costs and  expenses  arising out of or based upon a breach of the  Securities
Administrator's  obligations  under  Sections  3.16,  3.17  and  3.18  or the  Securities  Administrator's
negligence,  bad faith or  willful  misconduct  in  connection  therewith.  In  addition,  the  Securities
Administrator  shall  indemnify and hold harmless the Depositor and the Master  Servicer and each of their respective  officers,  directors and affiliates from and against any losses,  damages,  penalties,  fines, forfeitures,  reasonable  and  necessary  legal fees and  related  costs,  judgments  and other  costs and expenses  arising  out of or based  upon (i) any  untrue  statement  or alleged  untrue  statement  of any material fact contained in any Back-Up Certification,  any Annual Statement of Compliance,  any Assessment
of Compliance or any Additional  Disclosure  provided by the Securities  Administrator on its behalf or on behalf of any subservicer or  subcontractor  engaged by the Securities  Administrator  pursuant to Section
3.16,  3.17 or 3.18  (the  "Securities  Administrator  Information"),  or (ii)  any  omission  or  alleged omission  to state  therein a  material  fact  required  to be stated  therein  or  necessary  to make the statements  therein, in light of the circumstances in which they were made, not misleading;  provided,  by way of  clarification,  that this  paragraph  shall be construed  solely by  reference  to the  Securities
Administrator  Information  and  not  to  any  other  information  communicated  in  connection  with  the
Certificates,  without regard to whether the Securities  Administrator  Information or any portion thereof is presented together with or separately from such other information.

         The  Depositor  shall  indemnify and hold harmless the  Securities  Administrator  and the Master
Servicer  and each of its  officers,  directors  and  affiliates  from and against  any  losses,  damages, penalties,  fines,  forfeitures,  reasonable  and necessary  legal fees and related  costs,  judgments and other costs and expenses  arising out of or based upon a breach of the  obligations of the Depositor under
Sections  3.16,  3.17  and  3.18 or the  Depositor's  negligence,  bad  faith  or  willful  misconduct  in connection  therewith.  In addition,  the Depositor shall indemnify and hold harmless the Master Servicer, the Securities  Administrator  and each of their  respective  officers,  directors and affiliates from and against any losses,  damages,  penalties,  fines,  forfeitures,  reasonable  and necessary  legal fees and related  costs,  judgments  and other  costs and  expenses  arising  out of or based  upon (i) any  untrue statement or alleged  untrue  statement  of any  material  fact  contained  in any  Additional  Disclosure provided by the  Depositor  that is required to be filed  pursuant to this  Section  3.18 (the  "Depositor
Information"),  or (ii) any omission or alleged  omission to state  therein a material fact required to be stated therein or necessary to make the statements  therein,  in light of the  circumstances in which they were made, not  misleading;  provided,  by way of  clarification,  that this paragraph  shall be construed solely  by  reference  to the  Depositor  Information  that is  required  to be filed and not to any other information  communicated  in connection  with the  Certificates,  without regard to whether the Depositor
Information or any portion thereof is presented together with or separately from such other information.

         The Master Servicer shall indemnify and hold harmless the Company,  the Securities  Administrator and the Depositor and each of its  respective  officers,  directors  and  affiliates  from and against any losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments  and other costs and expenses  arising out of or based upon a breach of the  obligations  of the
Master  Servicer under  Sections 3.16,  3.17 and 3.18 or the Master  Servicer's  negligence,  bad faith or willful  misconduct in connection  therewith.  In addition,  the Master  Servicer shall indemnify and hold harmless the  Depositor and each of its officers,  directors and  affiliates  from and against any losses, damages, penalties,  fines, forfeitures,  reasonable and necessary legal fees and related costs, judgments and other costs and  expenses  arising  out of or based upon (i) any untrue  statement  or alleged  untrue statement of any  material  fact  contained  in any Annual  Statement of  Compliance,  any  Assessment  of
Compliance  or any  Additional  Disclosure  provided by the Master  Servicer on its behalf or on behalf of any subservicer or  subcontractor  engaged by the Master  Servicer  pursuant to Section 3.16, 3.17 or 3.18
(the  "Master  Servicer  Information"),  or (ii) any  omission  or  alleged  omission  to state  therein a material fact required to be stated therein or necessary to make the statements  therein,  in light of the circumstances  in which they were made,  not  misleading;  provided,  by way of  clarification,  that this paragraph shall be construed  solely by reference to the Master Servicer  Information and not to any other information  communicated  in  connection  with the  Certificates,  without  regard to whether  the Master
Servicer  Information  or any portion  thereof is presented  together with or  separately  from such other information.

         If the  indemnification  provided for herein is unavailable or  insufficient to hold harmless the
Company,  the Depositor,  the Securities  Administrator  or the Master Servicer,  as applicable,  then the defaulting  party,  in connection  with any conduct for which it is providing  indemnification  under this
Section  3.18,  agrees that it shall  contribute  to the amount paid or payable by the other  parties as a result of the  losses,  claims,  damages  or  liabilities  of the  other  party in such  proportion  as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

         (d)      The  indemnification  provisions  set  forth in this  Section  3.18  shall  survive  the termination of this Agreement or the termination of any party to this Agreement.

         (e)      Failure  of the  Master  Servicer  to comply  with this  Section  3.18  (including  with respect to the  timeframes  required  herein)  shall  constitute  an Event of Default,  and at the written direction of the Depositor,  the Trustee shall,  in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages,  including injunctive relief and specific  performance, upon notice  immediately  terminate all of the rights and  obligations  of the Master  Servicer under this
Agreement  and in and to the  Mortgage  Loans and the proceeds  thereof  without  compensating  the Master
Servicer  for the same (but  subject to the  Master  Servicer  rights to  payment of any Master  Servicing
Compensation  and  reimbursement  of all amounts for which it is  entitled to be  reimbursed  prior to the date  of  termination).  Failure  of the  Securities  Administrator  to  comply  with  this  Section  3.18
(including  with respect to the timeframes  required in this Section)  which failure  results in a failure to timely file the related  Form 10-K,  shall  constitute  a default and at the written  direction  of the
Depositor,  the Trustee  shall,  in addition to whatever  rights the Trustee may have under this Agreement and at law or equity or to damages,  including  injunctive  relief and specific  performance,  upon notice immediately  terminate  all of the rights  and  obligations  of the  Securities  Administrator  under this
Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating  the Securities
Administrator  for the same (but subject to the Securities  Administrator's  right to reimbursement of all amounts  for which it is entitled  to be  reimbursed  prior to the date of  termination).  This  paragraph shall  supersede  any other  provision  in this  Agreement  or any other  agreement  to the  contrary.  In connection with the termination of the Master  Servicer or the Securities  Administrator  pursuant to this
Section 3.18(e) the Trustee shall be entitled to reimbursement  of all costs and expenses  associated with such  termination  to the extent set forth in Section  9.05.  Notwithstanding  anything to the contrary in this  Agreement,  no Event of Default by the Master  Servicer or default by the  Securities  Administrator shall have  occurred  with  respect to any failure to properly  prepare,  execute  and/or  timely file any report on Form 8-K,  Form 10-D or Form 10-K,  any Form 15 or Form  12b-25 or any  amendments  to Form 8-K,
10-D or 10-K,  where such failure  results from any party's  failure to deliver,  on a timely  basis,  any information  from such party needed to prepare,  arrange for  execution  or file any such report,  Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

         (f)      Notwithstanding  the  provisions  of Section  11.02,  this  Section  3.18 may be amended without the consent of the Certificateholders.

         Any report,  notice or  notification  to be delivered by the Company,  the Master Servicer or the
Securities  Administrator  to the Depositor  pursuant to this Section 3.18,  may be delivered via email to
RegABNotifications@bear.com  or,  in  the  case  of a  notification,  telephonically  by  calling  Reg  AB
Compliance Manager at 212-272-7525.

         Section 3.19.     The Company.  On the Closing Date,  the Company will receive from the Depositor a payment of $5,000.

         Section 3.20.     UCC. The Sponsor shall file any financing statements,  continuation  statements or amendments thereto required by any change in the Uniform Commercial Code.

         Section 3.21.     Optional  Purchase  of  Defaulted  Mortgage  Loans.  (a)  With  respect  to any
Mortgage  Loan which as of the first day of a Fiscal  Quarter is  Delinquent in payment by 90 days or more or is an REO  Property,  the Company shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase  Price;  provided,  however,  (i) that such Mortgage Loan is still 90 days or more  Delinquent or is an REO Property as of the date of such purchase and (ii) this  purchase  option, if not  theretofore  exercised,  shall  terminate on the date prior to the last day of the related  Fiscal
Quarter.  This  purchase  option,  if  not  exercised,  shall  not be  thereafter  reinstated  unless  the delinquency  is cured and the  Mortgage  Loan  thereafter  again  becomes  90 days or more  Delinquent  or becomes an REO Property,  in which case the option shall again become  exercisable  as of the first day of the related Fiscal Quarter.

         (b)      If at any time the  Company  remits to the Master  Servicer a payment for deposit in the
Distribution  Account  covering  the  amount of the  Repurchase  Price for such a Mortgage  Loan,  and the
Company provides to the Trustee a certification  signed by a Servicing  Officer stating that the amount of such  payment  has been  deposited  in the  Distribution  Account,  then the  Trustee  shall  execute  the assignment  of such  Mortgage  Loan  to the  Company  at the  request  of the  Company  without  recourse, representation  or  warranty  and the  Company  shall  succeed to all of the  Trustee's  right,  title and interest in and to such Mortgage Loan, and all security and documents  relative  thereto.  Such assignment shall be an assignment  outright and not for security.  The Company will thereupon own such Mortgage,  and all such security and documents,  free of any further obligation to the Trustee or the  Certificateholders with respect thereto.

         Section 3.22.     Reserved.

         Section 3.23.     Intention of the Parties and Interpretation.

         Each of the parties  acknowledges  and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this  Agreement is to  facilitate  compliance by the Sponsor,  the Depositor and the Master  Servicer with the provisions of Regulation  AB.  Therefore,  each of the parties agrees that (a) the  obligations of the parties  hereunder shall be interpreted in such a manner as to accomplish  that purpose,  (b) the parties'
obligations  hereunder  will be  supplemented  and  modified in writing,  as agreed to and executed by the parties hereto, as necessary to be consistent with any such amendments,  interpretive  advice or guidance, convention or consensus  among active  participants  in the  asset-backed  securities  markets,  advice of counsel,  or otherwise in respect of the  requirements of Regulation AB, (c) the parties shall comply with reasonable  requests  made by the Sponsor,  or the  Depositor,  or the Master  Servicer or the  Securities
Administrator for delivery of additional or different  information as the Sponsor,  the Depositor,  or the
Master  Servicer or the Securities  Administrator  may determine in good faith is necessary to comply with the provisions of Regulation  AB, and (d) no amendment of this  Agreement  shall be required to effect any such changes in the parties' obligations as are necessary to accommodate  evolving  interpretations of the provisions  of Regulation  AB. All costs,  expenses,  fees,  liabilities,  charges and amounts  (including legal fees)  incurred by the Trustee in  connection  with this Section 3.23 shall be fully  reimbursed  to the Trustee pursuant to Section 4.05(l).

                                                ARTICLE IV
                                                 Accounts

         Section 4.01.     Protected  Accounts.  (a) The Master  Servicer  shall enforce the obligation of each Servicer to establish and maintain a Protected  Account in accordance  with the applicable  Servicing
Agreement,  with records to be kept with respect  thereto on a Mortgage Loan by Mortgage Loan basis,  into which  accounts  shall be  deposited  within 48 hours (or as of such other time  specified  in the related
Servicing  Agreement) of receipt,  all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer,  including Principal Prepayments,  Insurance Proceeds,
Liquidation  Proceeds and advances made from the  Servicer's  own funds (less  servicing  compensation  as permitted by the applicable  Servicing  Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected  Account.  Servicing  Compensation in the form of assumption fees, if any, late payment charges, as collected,  if any, or otherwise  (exclusive of any Prepayment Charges with regards to the Group I Mortgage Loans and the Group II Mortgage Loans,  but inclusive of any Prepayment  Charges with regards to the Group III  Mortgage  Loans) shall be retained by the  applicable  Servicer and shall not be deposited  in the  Protected  Account.  The Servicer is hereby  authorized  to make  withdrawals  from and deposits to the related  Protected  Account for purposes  required or permitted by this Agreement.  To the extent provided in the related  Servicing  Agreement,  the Protected Account shall be held by a Designated
Depository  Institution  and  segregated on the books of such  institution  in the name of the Trustee for the benefit of Certificateholders.

         (b)      To the extent  provided  in the  related  Servicing  Agreement,  amounts on deposit in a
Protected  Account may be invested in Permitted  Investments in the name of the Trustee for the benefit of
Certificateholders  and,  except as provided in the preceding  paragraph,  not  commingled  with any other funds.  Such  Permitted  Investments  shall mature,  or shall be subject to redemption or  withdrawal,  no later than the date on which such funds are  required  to be  withdrawn  for  deposit in the  Distribution
Account,  and  shall  be  held  until  required  for  such  deposit.  The  income  earned  from  Permitted
Investments  made  pursuant  to this  Section 4.01  shall  be  paid  to the  related  Servicer  under  the applicable  Servicing  Agreement,  and the  risk  of loss of  moneys  required  to be  distributed  to the
Certificateholders  resulting  from  such  investments  shall be  borne by and be the risk of the  related
Servicer.  The related  Servicer (to the extent  provided in the  Servicing  Agreement)  shall deposit the amount of any such loss in the Protected  Account within two Business Days of receipt of  notification  of such loss but not later than the second  Business Day prior to the  Distribution  Date on which the moneys so invested are required to be distributed to the Certificateholders.

         (c)      To the extent  provided in the related  Servicing  Agreement and subject to this Article
IV, on or before each Servicer  Remittance  Date, the related Servicer shall withdraw or shall cause to be withdrawn  from its  Protected  Accounts  and shall  immediately  deposit or cause to be  deposited in the
Distribution  Account  amounts  representing  the  following  collections  and  payments  (other than with respect  to  principal  of or  interest  on the  Mortgage  Loans due on or before the  Cut-off  Date) with respect to each Loan Group:

                  (i)      Scheduled  Payments on the  Mortgage  Loans  received  or any  related  portion thereof  advanced by such  Servicer  pursuant to its Servicing  Agreement  which were due during or before the related Due Period,  net of the amount  thereof  comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

                  (ii)     Full  Principal  Prepayments  and any  Liquidation  Proceeds  received  by such
Servicer  with  respect  to the  Mortgage  Loans in the  related  Prepayment  Period  (or,  in the case of
Subsequent  Recoveries,  during the related  Due  Period),  with  interest  to the date of  prepayment  or liquidation, net of the amount thereof comprising its Servicing Fee;

                  (iii)    Partial Principal  Prepayments received by such Servicer for the Mortgage Loans in the related Prepayment Period;

                  (iv)     Any  amount  to be used  as a  Monthly  Advance  or any  Compensating  Interest
Payments; and

                  (v)      Any amounts required to be paid by the Servicers under the related Servicing
Agreements with respect to clauses (a) and (b) of the definition of Interest Shortfall with respect to the related Mortgage Loans for the related Distribution Date.

         (d)      Withdrawals  may be  made  from an  Account  only to make  remittances  as  provided  in
Section 4.01(c),  4.04 and 4.05; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent  collections from the related Mortgagor;  to remove amounts deposited in error;  to remove fees,  charges or other such amounts  deposited  on a temporary  basis;  or to clear and terminate  the  account at the  termination  of this  Agreement  in  accordance  with  Section  10.01.  As provided in Sections  4.01(c) and 4.04(b) certain  amounts  otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

         (e)      The Master  Servicer  shall not itself waive (or  authorize a Servicer to waive,  unless such Servicer is allowed to waive in accordance  with the terms of the related  Servicing  Agreement)  any
Prepayment  Charge that the Trust would otherwise be entitled to unless:  (i) the  enforceability  thereof shall have been  limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other  similar  laws relating to creditors' rights generally,  (ii) the enforcement  thereof is illegal, or any local, state or federal  agency has  threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated  in connection  with a foreclosure  or other  involuntary  payment or (iv) such waiver is  standard  and  customary  in  servicing  similar  Mortgage  Loans and relates to a default or a reasonably  foreseeable  default and would, in the reasonable  judgment of the Master  Servicer,  maximize recovery  of total  proceeds  taking  into  account  the value of such  Prepayment  Charge and the related
Mortgage Loan. In no event will the Master  Servicer  itself waive a Prepayment  Charge in connection with a  refinancing  of a Mortgage Loan that is not related to a default or a reasonably  foreseeable  default.
If a  Prepayment  Charge is waived  by the  Master  Servicer,  but does not meet the  standards  described above,  then the Master  Servicer  is  required  to pay the  amount of such  waived  Prepayment  Charge by depositing such amount into the Distribution  Account by the immediately  succeeding  Distribution Account
Deposit Date.

         Section 4.02.     [Reserved].

         Section 4.03.     [Reserved].

         Section 4.04.     Distribution  Account.  (a) The Securities  Administrator  shall  establish and maintain in the name of the Trustee, for the benefit of the  Certificateholders,  the Distribution Account
as a segregated trust account or accounts.

         (b)      The  Master  Servicer  and  the  Securities  Administrator  will  each  deposit  in  the
Distribution Account as identified and as received by each of them, the following amounts:

                  (i)      Any amounts received from the Servicers and constituting Available Funds;

                  (ii)     Any Monthly Advance and any Compensating  Interest Payments required to be made by the Master Servicer pursuant to this Agreement;

                  (iii)    Any Insurance Proceeds or Net Liquidation  Proceeds received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

                  (iv)     The  Repurchase  Price with  respect to any  Mortgage  Loans  purchased  by the
Sponsor  pursuant to the Mortgage  Loan Purchase  Agreement or Sections  2.02 or 2.03 hereof,  any amounts which are to be treated  pursuant to Section 2.04  of this Agreement as the payment of a Repurchase  Price in connection  with the tender of a Substitute  Mortgage Loan by the Sponsor,  the  Repurchase  Price with respect to any Mortgage Loans purchased by the Company pursuant to  Section 3.21,  and all proceeds of any
Mortgage  Loans or property  acquired with respect  thereto  repurchased  by the Depositor or its designee pursuant to Section 10.01;

                  (v)      Any amounts  required to be deposited  with respect to losses on investments of deposits in an Account;

                  (vi)     Any amounts  received by the Master  Servicer or Securities  Administrator,  or
required to be paid by the Master  Servicer,  in connection  with any Prepayment  Charge on the Prepayment
Charge Loans; and

                  (vii)    Any other amounts  received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

         (c)      All  amounts  deposited  to the  Distribution  Account  shall be held by the  Securities
Administrator  in the  name  of the  Trustee  in  trust  for  the  benefit  of the  Certificateholders  in accordance with the terms and provisions of this Agreement.

         (d)      The  requirements for crediting the  Distribution  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of
(i) late  payment  charges  or  assumption,  tax  service,  statement  account  or  payoff,  substitution, satisfaction,  release and other like fees and charges and (ii) the items  enumerated in Section 4.05 with respect to the Securities  Administrator,  the Master Servicer and the Servicers,  need not be credited by the  Master  Servicer  or the  Servicers  to the  Distribution  Account.  Amounts  received  by the Master
Servicer or the Securities  Administrator in connection with Prepayment  Charges on the Prepayment  Charge
Loans shall be  deposited  into the Class XP Reserve  Account by such party upon receipt  thereof.  In the event that the Master Servicer or the Securities  Administrator  shall deposit or cause to be deposited to the Distribution  Account any amount not required to be credited  thereto,  the Securities  Administrator, upon receipt of a written request  therefor signed by a Servicing  Officer of the Master  Servicer,  shall
promptly   transfer  such  amount  to  the  Master   Servicer,   any  provision  herein  to  the  contrary
notwithstanding.

         (e)      The  Distribution  Account shall constitute a trust account of the Trust Fund segregated on the books of the  Securities  Administrator  and held by the Securities  Administrator  in trust in its
Corporate  Trust  Office,  and the  Distribution  Account  and the funds  deposited  therein  shall not be subject  to, and shall be  protected  from,  all claims,  liens,  and  encumbrances  of any  creditors  or depositors of the Securities  Administrator or the Master Servicer  (whether made directly,  or indirectly through  a  liquidator  or  receiver  of  the  Securities  Administrator  or  the  Master  Servicer).  The
Distribution  Account shall be an Eligible  Account.  The amount at any time credited to the  Distribution
Account,  if  invested,  shall be  invested  in the name of the  Trustee,  in such  Permitted  Investments selected by the Master  Servicer or the Depositor.  The Master  Servicer or the Depositor shall select the
Permitted  Investments for the funds on deposit in the  Distribution  Account.  All Permitted  Investments
shall mature or be subject to redemption or  withdrawal  on or before,  and shall be held until,  the next
succeeding   Distribution   Date  if  the  obligor  for  such  Permitted   Investment  is  the  Securities
Administrator  or, if such  obligor is any other  Person,  the Business Day  preceding  such  Distribution
Date,  in the case of Permitted  Investments  for the benefit of the Master  Servicer  and the  Depositor.
With respect to the Distribution  Account and the funds deposited  therein,  the Securities  Administrator shall take such  action as may be  necessary  to ensure that the  Certificateholders  shall be entitled to the  priorities  afforded  to such a trust  account  (in  addition  to a claim  against  the estate of the
Trustee) as provided by 12 U.S.C. § 92a(e), and applicable  regulations  pursuant thereto,  if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         (f)      Any and all  investment  earnings  and losses on amounts on deposit in the  Distribution
Account shall be for the account of the Master  Servicer.  The Master  Servicer from time to time shall be permitted to withdraw or receive  distribution  of any and all investment  earnings from the  Distribution
Account  on  behalf  of  itself.   The  risk  of  loss  of  moneys  required  to  be  distributed  to  the
Certificateholders  resulting  from  such  investments  shall be  borne  by and be the risk of the  Master
Servicer  based on the Permitted  Investments  on which such loss is incurred.  The Master  Servicer shall deposit the amount of any such loss in the  Distribution  Account  within two Business  Days of receipt of notification  of such loss but not later than the  Distribution  Date on which the moneys so invested  are required to be distributed to the Certificateholders.

         (g)      In the  event  that the  Master  Servicer  and  Securities  Administrator  are no longer affiliated,  the Master  Servicer shall establish and maintain an account  separate from the  Distribution
Account  into which any funds  remitted by the  Company and  Servicers  will be  deposited.  No later than noon New York time on the Business Day prior to each  Distribution  Date, the Master  Servicer shall remit any such funds to the Paying Agent for deposit in the  Distribution  Account.  The Master  Servicer  shall make the following permitted withdrawals and transfers from such account:

                  (i)      The  Master  Servicer  will,  from  time to time on demand  of the  Company,  a
Servicer or the  Securities  Administrator,  make or cause to be made such  withdrawals  or transfers from the  account as the Master  Servicer  has  designated  for such  transfer or  withdrawal  pursuant to this
Agreement and the related  Servicing  Agreement.  The Master  Servicer may clear and terminate the account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

                  (ii)     On an ongoing  basis,  the Master  Servicer  shall  withdraw  from the  account
(i) any expenses,  costs and liabilities  recoverable by the Trustee, the Master Servicer,  the Securities
Administrator  or any Custodian  pursuant to Sections 3.03, 7.04 and 9.05 and (ii) any  amounts payable to the Master Servicer as set forth in  Section 3.14;  provided,  however,  that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 7.03(a).

                  (iii)    In addition,  on or before each Business Day prior to each  Distribution  Date, the Master Servicer shall deposit in the  Distribution  Account (or remit to the Securities  Administrator for deposit therein) any Monthly  Advances  required to be made by the Master Servicer with respect to the
Mortgage Loans.

                  (iv)     No  later  than  noon  New  York  time  on  each  Business  Day  prior  to each
Distribution  Date, the Master  Servicer will transfer all Available  Funds on deposit in the account with respect to the related Distribution Date to the Paying Agent for deposit in the Distribution Account.

         Section 4.05.     Permitted   Withdrawals  and  Transfers  from  the  Distribution  Account.  The
Securities  Administrator  will,  from time to time on demand of the Master  Servicer  (or with respect to clause (l) hereto,  on demand of the Trustee,  the Securities  Administrator  or the  Custodian),  make or cause to be made such  withdrawals or transfers from the  Distribution  Account as the Master Servicer has designated for such transfer or withdrawal  pursuant to this Agreement and the Servicing  Agreements or as the Securities Administrator deems necessary for the following purposes:

         (a)      to reimburse  the Master  Servicer or any  Servicer  for any Monthly  Advance of its own
funds,  the right of the Master  Servicer  or a  Servicer  to  reimbursement  pursuant  to this  subclause
(i) being  limited to amounts  received on a particular  Mortgage Loan (including,  for this purpose,  the
Repurchase Price therefor,  Insurance Proceeds and Liquidation  Proceeds) which represent late payments or recoveries  of the  principal  of or interest on such  Mortgage  Loan with  respect to which such  Monthly
Advance was made;

         (b)      to  reimburse  the  Master   Servicer  or  any  Servicer  from  Insurance   Proceeds  or
Liquidation  Proceeds  relating to a particular  Mortgage Loan for amounts expended by the Master Servicer or such  Servicer in good faith in  connection  with the  restoration  of the related  Mortgaged  Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

         (c)      to reimburse the Master Servicer or any Servicer from Insurance  Proceeds  relating to a particular  Mortgage  Loan for  insured  expenses  incurred  with  respect  to such  Mortgage  Loan and to reimburse the Master Servicer or such Servicer from Liquidation  Proceeds from a particular  Mortgage Loan for Liquidation  Expenses  incurred with respect to such Mortgage Loan;  provided that the Master Servicer shall not be entitled to  reimbursement  for  Liquidation  Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such  Mortgage Loan were paid as Excess  Liquidation  Proceeds pursuant  to clause  (xi) of this  Section  4.05(a)  to the  Master  Servicer;  and (ii) such  Liquidation
Expenses were not included in the computation of such Excess Liquidation Proceeds;

         (d)      to pay the Master Servicer or any Servicer,  as appropriate,  from Liquidation  Proceeds or Insurance  Proceeds  received in connection with the liquidation of any Mortgage Loan, the amount which the Master  Servicer  or such  Servicer  would have been  entitled  to receive  under  clause (ix) of this
Section  4.05(a)  as  servicing  compensation  on  account  of each  defaulted  scheduled  payment on such
Mortgage Loan if paid in a timely manner by the related Mortgagor;

         (e)      to pay the Master  Servicer or any Servicer from the  Repurchase  Price for any Mortgage
Loan,  the amount which the Master  Servicer or such  Servicer  would have been  entitled to receive under clause (ix) of this Section 4.05(a) as servicing compensation;

         (f)      to  reimburse  the Master  Servicer or any  Servicer  for  advances of funds (other than
Monthly  Advances) made with respect to the Mortgage  Loans,  and the right to  reimbursement  pursuant to this clause being limited to amounts received on the related  Mortgage Loan (including,  for this purpose, the  Repurchase  Price  therefor,  Insurance  Proceeds and  Liquidation  Proceeds)  which  represent  late recoveries of the payments for which such advances were made;

         (g)      to reimburse  the Master  Servicer or any Servicer for any  Nonrecoverable  Advance that has not been reimbursed pursuant to clauses (i) and (vi);

         (h)      to pay the Master Servicer as set forth in Section 3.14;

         (i)      to reimburse the Master  Servicer for expenses,  costs and  liabilities  incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and (d);

         (j)      to pay to  the  Master  Servicer,  as  additional  servicing  compensation,  any  Excess
Liquidation Proceeds to the extent not retained by the related Servicer;

         (k)      to  reimburse  or pay any  Servicer  any  such  amounts  as are due  thereto  under  the applicable  Servicing  Agreement  and have not been  retained  by or paid to the  Servicer,  to the extent provided in the related  Servicing  Agreement  (including any amounts owed to the Company for any Mortgage
Loans  subserviced  on behalf of the  Company,  to the extent  such  amounts  are  received  by the Master
Servicer or the Securities Administrator);

         (l)      to reimburse the Trustee,  the Securities  Administrator  or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

         (m)      to remove amounts deposited in error;

         (n)      to clear and terminate the Distribution Account pursuant to Section 10.01; and

         (o)      to pay the Depositor as set forth in Section 4.04(e).

         (p)      The  Securities  Administrator  shall  keep  and  maintain  separate  accounting,  on  a
Mortgage  Loan by Mortgage Loan basis and shall provide a copy to the  Securities  Administrator,  for the purpose of  accounting  for any  reimbursement  from the  Distribution  Account  pursuant  to clauses  (i)
through  (vi) and  (viii) or with  respect  to any such  amounts  which  would  have been  covered by such clauses  had the  amounts  not been  retained  by the  Master  Servicer  without  being  deposited  in the
Distribution  Account under Section  4.04(b).  Reimbursements  made pursuant to clauses (vii),  (ix), (xi)
and (xii) will be  allocated  between the Loan  Groups pro rata based on the  aggregate  Stated  Principal
Balances of the Mortgage Loans in each Loan Group.

         (q)      On each Distribution  Date, the Securities  Administrator  shall distribute the Interest
Funds,  Principal Funds and Available Funds to the extent on deposit in the Distribution  Account for each
Loan Group to the Holders of the related Certificates in accordance with Article VI.

         Section 4.06.     Reserve Fund.  (a)                 On  or  before   the   Closing   Date,   the
Securities  Administrator  shall  establish one  or more segregated trust accounts (the "Reserve Fund") in the name of the  Trustee on behalf of the  Holders of  the Group  I  Offered,  Class  I-B-3 and Class B-IO
Certificates.  The Reserve Fund must be an Eligible  Account.  The Reserve Fund shall be entitled "Reserve
Fund,  Citibank,  N.A. as Trustee f/b/o holders of Structured  Asset Mortgage  Investments  II Inc.,  Bear
Stearns  ALT-A  Trust  2006-8,  Mortgage  Pass-Through  Certificates,   Series  2006-8."   The  Securities
Administrator  shall demand  payment of all money  payable by the  Counterparty  under the Cap  Contracts.
The  Securities  Administrator  shall  deposit in the Reserve  Fund all  payments  received by it from the
Counterparty  pursuant  to the Cap  Contracts  and,  prior to  distribution  of such  amounts  pursuant to
Section 6.01(a),  all payments  described under the Ninth and Tenth clauses of Section  6.01(a).   All Cap
Contract  Payment  Amounts  received from Cap Contracts and  the amounts  described in the Ninth and Tenth clauses of Section  6.01(a)  deposited to the Reserve  Fund shall be held by the Securities  Administrator in the name of the  Trustee on behalf of the Trust,  in trust for the  benefit of the Holders of the Group
I  Offered   Certificates  and  the  Class  I-B-3  Certificates,   as  applicable,   and  the  Class  B-IO
Certificateholders in  accordance  with the terms and provisions of this Agreement.  On each  Distribution
Date, the Securities  Administrator  shall distribute  amounts on deposit in the Reserve Fund to the Group
I Offered,  Class I-B-3, and Class B-IO  Certificateholders in accordance with the Ninth and Tenth clauses of Section 6.01(a) and Section 6.01(b).

         (b)      The  Reserve  Fund  is  an  "outside  reserve  fund"  within  the  meaning  of  Treasury
Regulation  Section  1.860G-2(h)  and shall be an asset of the Trust  Fund but not an asset of any  2006-8
REMIC.  The  Securities  Administrator  on behalf of the Trust shall be the  nominal  owner of the Reserve
Fund. For federal income tax purposes,  the Class  B-IO Certificateholders  shall be the beneficial owners of the Reserve Fund,  subject to the power of the  Securities  Administrator  to distribute  amounts under the Ninth  and  Tenth clauses  of Section  6.01(a) and Section  6.01(b) and shall  report items of income, deduction,  gain or loss arising therefrom.  For federal income tax purposes,  (i) amounts  distributed to
Certificateholders  pursuant to the Ninth and Tenth  clauses of Section  6.01(a)  will be treated as first distributed to the Class B-IO  Certificateholders and then paid from the Class B-IO  Certificateholders to the  applicable  Group I Offered or Class I-B-3  Certificateholders.  Amounts in the Reserve  Fund held in trust for the benefit of the Group I Offered,  Class  I-B-3 and Class B-IO  Certificateholders  shall,  at the written  direction of the Class B-IO  Certificateholders,  be invested in Permitted  Investments  that mature no later  than the  Business  Day prior to the next  succeeding  Distribution  Date.  If no written direction  is  received,  the  amounts in the Reserve  Fund shall  remain  uninvested.  Any losses on such
Permitted  Investments shall not in any case be a liability of the Securities  Administrator but an amount equal to such losses shall be given by the Class B-IO  Certificateholders to the Securities  Administrator
out of such  Certificateholders'  own  funds  immediately  as  realized,  for  deposit  by the  Securities
Administrator  into the Reserve Fund. To the extent that the Class B-IO  Certificateholders  have provided the Securities  Administrator  with such written direction to invest such funds in Permitted  Investments, on each  Distribution  Date the  Securities  Administrator  shall  distribute all net income and gain from such  Permitted  Investments  in  the  Reserve  Fund  to  the  Class  B-IO  Certificateholders,  not  as a
distribution  in respect of any interest in any 2006-8 REMIC.  All amounts earned on amounts on deposit in the  Reserve  Fund held in trust  for the  benefit  of the Group I  Offered,  Class  I-B-3 and Class  B-IO
Certificateholders shall be taxable to the Class B-IO Certificateholders.

         Section 4.07.     Class XP Reserve  Account.  (a) The Securities  Administrator  shall  establish and  maintain  with itself a  separate,  segregated  trust  account,  which shall be an Eligible  Account, titled "Reserve Account,  Wells Fargo Bank, National Association,  as Securities  Administrator f/b/o Bear
Stearns ALT-A Trust  2006-8,  Mortgage  Pass-Through  Certificates,  Series  2006-8,  Class XP".  Funds on
deposit in the Class XP Reserve  Account shall be held in trust by the  Securities  Administrator  for the holders of the Class XP  Certificates.  The Class XP Reserve  Account  will not  represent  an interest in any 2006-8 REMIC.

         (b)      Any amount on deposit in the Class XP Reserve Account shall be held  uninvested.  On the
Business Day prior to each  Distribution  Date,  the  Securities  Administrator  shall withdraw the amount then on deposit in the Class XP Reserve Account and deposit such amount into the  Distribution  Account to be  distributed  to the Holders of the Class XP  Certificates  in  accordance  with  Section  6.01(c).  In addition,  on the earlier of (x) the Business Day prior to the  Distribution  Date on which all the assets of the Trust Fund are  repurchased as described in Section  10.01(a) and (y) the Business Day prior to the
Distribution  Date  occurring in March 2012,  the  Securities  Administrator  shall withdraw the amount on deposit in the Class XP Reserve  Account,  deposit  such  amount into the  Distribution  Account and remit
such  amount  to  the  Securities   Administrator  and  provide  written  instruction  to  the  Securities
Administrator  to pay such amount to the Class XP  Certificates  in accordance  with this Section 4.07 and
Section 6.01(c) and following such withdrawal the Class XP Reserve Account shall be closed.

         Section 4.08.     Posted Collateral Account.

         The Trustee may, and does hereby,  appoint the Securities  Administrator  as its custodian  under any Cap  Contract.  Upon the  occurrence  of a Rating  Agency  Downgrade  (as  defined in the  related Cap
Contract) or as otherwise  provided in a Cap  Contract,  the  Securities  Administrator,  on behalf of the
Trustee,  shall establish and maintain a Posted Collateral Account,  which shall be denominated "Citibank,
N.A., as Trustee  f/b/o  holders of Structured  Asset  Mortgage  Investments  II Inc.,  Bear Stearns ALT-A
Trust  2006-8,  Mortgage  Pass-Through  Certificates,  Series  2006-8 - Posted  Collateral  Account."  The
Posted Collateral Account shall be an Eligible Account.  The Securities  Administrator  shall deposit into such account any amounts required to be posted by the Counterparty pursuant to a Cap Contract.

                                                ARTICLE V

                                               Certificates

         Section 5.01.     Certificates.   (a)  The   Depository,   the  Depositor   and  the   Securities
Administrator  have  entered  into a Depository  Agreement  dated as of the Closing Date (the  "Depository
Agreement").   Except  for  the  Residual  Certificates,  the  Private  Certificates  and  the  Individual
Certificates and as provided in Section 5.01(b),  the  Certificates  shall at all times remain  registered in the name of the  Depository  or its nominee  and at all times:  (i) registration  of such  Certificates may  not be  transferred  by  the  Securities  Administrator  except  to a  successor  to the  Depository;
(ii) ownership  and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable  rules  established by the Depository;  (iii) the  Depository may collect its usual and  customary  fees,  charges  and  expenses  from  its  Depository  Participants;  (iv)  the  Securities
Administrator  shall  deal  with the  Depository  as  representative  of such  Certificate  Owners  of the respective Class of  Certificates for purposes of exercising the rights of  Certificateholders  under this
Agreement,  and requests and  directions  for and votes of such  representative  shall not be deemed to be inconsistent if they are made with respect to different  Certificate  Owners;  and (v) the Trustee and the
Securities  Administrator  may rely and shall be fully protected in relying upon information  furnished by the Depository with respect to its Depository Participants.

         The Residual  Certificates and the Private Certificates are initially Physical  Certificates.  If at any  time  the  Holders  of all of the  Certificates  of one or more  such  Classes  request  that  the
Securities  Administrator  cause such Class to become Global  Certificates,  the Securities  Administrator and the Depositor  will take such action as may be reasonably  required to cause the  Depository to accept such Class or Classes for trading if it may legally be so traded.

         All transfers by Certificate  Owners of such respective  Classes of Book-Entry  Certificates  and any Global  Certificates  shall be made in accordance  with the  procedures  established by the Depository
Participant or brokerage firm  representing  such Certificate  Owners.  Each Depository  Participant shall only transfer  Book-Entry  Certificates  of  Certificate  Owners it  represents or of brokerage  firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b)      If (i)(A) the  Depositor  advises  the  Securities  Administrator  in  writing  that the
Depository is no longer willing or able to properly discharge its  responsibilities  as Depository and (B)
the  Depositor  is unable to locate a  qualified  successor  within 30 days or (ii) the  Depositor  at its option advises the Securities  Administrator in writing that it elects to terminate the book-entry  system through the  Depository,  the  Securities  Administrator  shall  request  that the  Depository  notify all
Certificate  Owners of the  occurrence  of any such event and of the  availability  of  definitive,  fully registered  Certificates  to  Certificate  Owners  requesting  the same.  Upon surrender to the Securities
Administrator of the  Certificates by the Depository,  accompanied by registration  instructions  from the
Depository for registration, the Securities Administrator shall issue the definitive Certificates.

         In addition,  if an Event of Default has  occurred  and is  continuing,  each  Certificate  Owner materially adversely affected thereby may at its option request a definitive  Certificate  evidencing such
Certificate  Owner's  interest in the related Class of Certificates.  In order to make such request,  such
Certificate  Owner shall,  subject to the rules and procedures of the  Depository,  provide the Depository or the related  Depository  Participant  with directions for the Securities  Administrator  to exchange or cause the exchange of the Certificate  Owner's  interest in such Class of  Certificates  for an equivalent
interest  in  fully  registered  definitive  form.  Upon  receipt  by  the  Securities   Administrator  of
instructions  from the  Depository  directing the Securities  Administrator  to effect such exchange (such instructions  to contain  information  regarding the Class of Certificates  and the Certificate  Principal
Balance  being  exchanged,  the  Depository  Participant  account to be  debited  with the  decrease,  the registered holder of and delivery instructions for the definitive  Certificate,  and any other information reasonably  required by the Securities  Administrator),  (i) the Securities  Administrator  shall instruct the  Depository  to reduce the  related  Depository  Participant's  account by the  aggregate  Certificate
Principal  Balance of the  definitive  Certificate,  (ii) the Securities  Administrator  shall execute and deliver,  in accordance with the  registration  and delivery  instructions  provided by the Depository,  a
Definitive  Certificate  evidencing such  Certificate  Owner's  interest in such Class of Certificates and
(iii) the Securities  Administrator  shall execute a new Book-Entry  Certificate  reflecting the reduction in the  aggregate  Certificate  Principal  Balance  of such  Class of  Certificates  by the  amount of the definitive Certificates.

         Neither  the  Depositor  nor the  Securities  Administrator  shall be liable for any delay in the delivery of any instructions  required  pursuant to this Section 5.01(b) and may conclusively rely on, and shall be protected in relying on, such instructions.

         (c)      (i)      As provided herein, the REMIC  Administrator will make an election to treat the segregated  pool of assets  consisting of the Group II Mortgage  Loans and certain  other  related  assets subject to this Agreement as a REMIC for federal income tax purposes,  and such  segregated pool of assets will be  designated  as  "REMIC I."  Component  I of the  Class R  Certificates  will  represent  the sole
Class of  "residual  interests" in REMIC I for purposes of the REMIC  Provisions (as defined herein) under federal  income tax law.  The  following  table  irrevocably  sets forth the  designation,  Uncertificated
Pass-Through  Rate and initial  Uncertificated  Principal  Balance for each of the "regular  interests" in
REMIC I and the  designation and Certificate  Principal  Balance of the Class R Certificates  allocable to
Component I of the Class R Certificates.  None of the REMIC I Regular Interests will be certificated.

                                       Uncertificated         Initial
 Class Designation for      Type of     Pass-Through      Uncertificated
 each REMIC I Interest     Interest         Rate         Principal Balance
_____________________________________________________________________________
II-A                        Regular      Variable(1)        $471,282,000.00
II-B-1                      Regular      Variable(1)         $13,755,000.00
II-B-2                      Regular      Variable(1)          $8,153,000.00
II-B-3                      Regular      Variable(1)          $4,840,000.00
II-B-4                      Regular      Variable(1)          $4,840,000.00
II-B-5                      Regular      Variable(1)          $4,075,000.00
II-B-6                      Regular      Variable(1)          $2,549,315.00
Component I of the
Class R Certificates       Residual          (2)                      $0.00

_______________________
 (1) Each REMIC I Regular  Interest will bear  interest at a variable  rate equal to the weighted  average of the Net Rates of the Group II Mortgage Loans.

 (2) Component I of the Class R Certificates will not bear interest.

                  (ii)      As provided herein, the REMIC  Administrator will make an election to treat the segregated  pool of assets  consisting of the Group III Mortgage  Loans and certain  other related  assets subject to this Agreement as a REMIC for federal income tax purposes,  and such  segregated pool of assets will be  designated  as  "REMIC II."  Component II of the Class R  Certificates  will  represent  the sole
Class of  "residual  interests" in REMIC II for purposes of the REMIC Provisions (as defined herein) under federal  income tax law.  The  following  table  irrevocably  sets forth the  designation,  Uncertificated
Pass-Through  Rate and initial  Uncertificated  Principal  Balance for each of the "regular  interests" in
REMIC II and the designation and Certificate  Principal  Balance of the Class R Certificates  allocable to
Component II of the Class R Certificates.  None of the REMIC II Regular Interests will be certificated.

Class Designation for each                            Initial Uncertificated        Uncertificated
REMIC II Interest                   Type of Interest     Principal Balance        Pass-Through Rate
____________________________________________________________________________________________________
III-A                                   Regular              $ 211,632,000.00        Variable(1)
III-B-4                                 Regular                $ 2,578,000.00        Variable (1)
III-B-5                                 Regular                  $ 323,000.00        Variable (1)
III-B-6                                 Regular                  $ 324,589.00        Variable (1)
Component II of the Class R             Residual                        $0.00            (2)
Certificates

______________

(1)  Each REMIC II Regular  Interest will bear  interest at a variable rate equal to the weighted  average of the Net Rates of the Group III Mortgage Loans.

(2)   Component II of the Class R Certificates will not bear interest.

                  (iii)    As provided herein, the REMIC  Administrator will make an election to treat the segregated  pool of assets  consisting of the Group I Loans and certain other  related  assets  subject to this  Agreement as a REMIC for federal  income tax purposes,  and such  segregated  pool of assets will be designated as  "REMIC III."  Component III of the Class R  Certificates  will  represent the sole Class of
"residual  interests" in REMIC III for purposes of the REMIC  Provisions under federal income tax law. The following table  irrevocably  sets forth the  designation,  Uncertificated  Pass-Through  Rate and initial
Uncertificated  Principal  Balance for each of the "regular  interests" in REMIC III  and the  designation and Certificate  Principal  Balance of the Class R Certificates  allocable to Component III of the Class R
Certificates.  None of the REMIC III Regular Interests will be certificated.

                                                                                Initial
 Class Designation for each REMIC      Type of        Uncertificated        Uncertificated
           III Interest                Interest     Pass-Through Rate      Principal Balance
______________________________________________________________________________________________
LT1                                    Regular         Variable(1)       $ 657,273,625.96
LT2                                    Regular         Variable(1)       $ 22,504.68
LT3                                    Regular            0.00%          $ 43,233.58
LT4                                    Regular         Variable(2)       $ 43,233.58
Component III of the Class R
Certificates                           Regular             (3)           $0

________________

 (1) REMIC III Regular  Interests  LT1 and LT2 will bear interest at a variable rate equal to the weighted average of the Net Rates on the Group I Mortgage Loans.
(2)  REMIC III Regular  Interest  LT4 will bear  interest at a variable  rate equal to twice the  weighted average of the Net Rates on the Group I Mortgage Loans.
(3)  Component III of the Class R Certificates will not bear interest.

                  (iv)     As provided herein, the REMIC  Administrator will make an election to treat the segregated  pool of assets  consisting of the REMIC I Regular  Interests,  REMIC II Regular  Interests and
REMIC III Regular  Interests  and any proceeds  thereof as a REMIC for federal  income tax  purposes,  and such  segregated  pool  of  assets  will  be  designated  as  "REMIC IV."  Component  IV  of  the  Class R
Certificates will represent the sole Class of  "residual  interests" in REMIC IV for purposes of the REMIC
Provisions  under federal  income tax law. The following  table  irrevocably  sets forth the  designation,
Uncertificated  Pass-Through Rate (which is also the Pass-Through  Rate for the Related  Certificates) and
initial  Uncertificated  Principal  Balance  for each of the  "regular  interests"  in  REMIC IV,  and the designation  and  Certificate  Principal  Balance of the Class R Certificates  allocable to Component V of the Class R Certificates.

Class Designation for                   Types of                     Initial Uncertificated  Uncertificated Pass-Through
each REMIC IV Interest                  Interest                     Principal Balance             Rate
___________________________________________________________________________________________________________________________
         I-A-1                          Regular                      $ 529,193,000.00              (1)
         I-A-2                          Regular                       $ 65,738,000.00              (1)
         II-A-1                         Regular                      $ 433,070,000.00              (2)
         II-A-2                         Regular                       $ 38,212,000.00              (2)
         II-X-1                         Regular                                $ 0.00              (3)
         II-B-1                         Regular                       $ 13,755,000.00              (4)
         II-BX-1                        Regular                                $ 0.00              (5)
         II-B-2                         Regular                        $ 8,153,000.00              (4)
         II-BX-2                        Regular                                $ 0.00              (6)
         II-B-3                         Regular                        $ 4,840,000.00              (7)
         II-B-4                         Regular                        $ 4,840,000.00              (7)
         II-B-5                         Regular                        $ 4,075,000.00              (7)
         II-B-6                         Regular                        $ 2,549,314.67              (7)
         III-A-1                        Regular                      $ 142,880,000.00              (8)
         III-A-2                        Regular                       $ 61,234,000.00              (8)
         III-X-1                        Regular                                $ 0.00              (9)
         III-B-1                        Regular                        $ 3,651,000.00              (8)
         III-B-2                        Regular                        $ 2,364,000.00              (8)
         III-B-3                        Regular                        $ 1,503,000.00              (8)
         III-B-4                        Regular                        $ 2,578,000.00              (10)
         III-B-5                        Regular                          $ 323,000.00              (10)
         III-B-6                        Regular                          $ 324,588.60              (10)
         I-M-1                          Regular                       $ 22,680,000.00              (1)
         I-M-2                          Regular                       $ 13,805,000.00              (1)
         I-B-1                          Regular                        $ 9,532,000.00              (1)
         I-B-2                          Regular                        $ 3,287,000.00              (1)
         I-B-3                          Regular                        $ 3,616,000.00              (1)
         I-XP                           Regular                                 $0.00              (11)
         I-XP                           Regular                                 $0.00              (12)
         B-IO-I and B-IO-P              Regular                         $9,531,597.80              (13)
         Component IV of the
         Class R Certificates           Residual                                $0.00              (14)

_________________

(1)  REMIC IV Regular Interests I-A-1,  I-A-2,  I-M-1,  I-M-2,  I-B-1,  I-B-2 and I-B-3 will bear interest at a variable rate equal to the least of (i)  One-Month  LIBOR plus the related  Margin,  (ii) 11.50%
     and (iii) the related Net Rate Cap.

(2)  On or prior to the Distribution  Date in October 2011,  REMIC IV Regular  Interests II-A-1 and II-A-2
     will bear  interest at a variable  Pass-Through  Rate equal to the weighted  average of the Net Rates of the Group II  Mortgage  Loans  minus  1.046% per  annum.  After the  Distribution  Date in October
     2011,  REMIC IV Regular  Interests  II-A-1 and II-A-2 will bear  interest at a variable  Pass-Through
     Rate equal to the weighted average of the Net Rates of the Group II Mortgage Loans.

(3)  On or prior to the  Distribution  Date in October 2011,  REMIC IV Regular  Interest  II-X-1 will bear interest at a fixed  Pass-Through  Rate equal to 1.046% per annum based on a notional amount equal to the aggregate  Certificate  Principal Balance of REMIC IV Regular Interests II-A-1 and II-A-2.  After
     the  Distribution  Date in October 2011,  REMIC IV Regular Interest II-X-1 will not bear any interest and the Pass-Through Rate will be equal to 0.00% per annum thereon.

(4)  On or prior to the Distribution  Date in October 2011,  REMIC IV Regular  Interests II-B-1 and II-B-2
     will bear  interest at a variable  Pass-Through  Rate equal to the weighted  average of the Net Rates of the  Group II  Mortgage  Loans  minus  0.672%  and  0.312%,  respectively,  per  annum.  After the
     Distribution  Date in October 2011,  REMIC IV Regular  Interests II-B-1 and II-B-2 will bear interest at a  variable  Pass-Through  Rate  equal to the  weighted  average  of the Net Rates of the Group II
     Mortgage Loans.

(5)  On or prior to the  Distribution  Date in October 2011,  REMIC IV Regular  Interest II-BX-1 will bear interest at a fixed  Pass-Through  Rate equal to 0.672% per annum based on a notional amount equal to the Certificate  Principal  Balance of REMIC IV Regular Interest II-B-1.  After the Distribution Date
     in October 2011,  REMIC IV Regular  Interest  II-BX-1 will not bear any interest and the Pass-Through
     Rate will be equal to 0.00% per annum thereon.

(6)  On or prior to the  Distribution  Date in October 2011,  REMIC IV Regular  Interest II-BX-2 will bear interest at a fixed  Pass-Through  Rate equal to 0.312% per annum based on a notional amount equal to the Certificate  Principal  Balance of REMIC IV Regular Interest II-B-2.  After the Distribution Date
     in October 2011,  REMIC IV Regular  Interest  II-BX-2 will not bear any interest and the Pass-Through
     Rate will be equal to 0.00% per annum thereon.

(7)      REMIC IV Regular  Interests  II-B-3,  II-B-4,  II-B-5 and II-B-6 will bear interest at a variable rate equal to the weighted average of the Net Rate of the Group II Mortgage Loans.

(8)  REMIC IV Regular Interests  III-A-1,  III-A-2,  III-B-1,  III-B-2 and III-B-3 will bear interest at a variable  rate equal to the least of (i)  One-Month  LIBOR plus the related  Margin,  (ii) 10.50% and
     (iii) the related Net Rate Cap.

(9)  REMIC IV Regular  Interest  III-X-1 will bear interest at a variable  Pass-Through  Rate equal to the greater  of (i) zero and (ii) the  excess of (a) the  weighted  average of the Net Rates of the Group
     III  Mortgage  Loans as  adjusted  to an  effective  rate  reflecting  the  accrual of interest on an actual/360  basis  over (b) the  weighted  average  Pass-Through  Rates of the Class  III-A-1,  Class
     III-A-2,  Class III-B-1,  Class III-B-2 and Class III-B-3  Certificates as of each Distribution Date, weighted in  proportion  to the  applicable  Certificate  Principal  Balance of each such Class as of such Distribution Date.

(10) REMIC IV Regular Interests  III-B-4,  III-B-5 and III-B-6 will bear interest at a variable rate equal to the weighted  average of the weighted  average of the Net Rates of the Group III Mortgage Loans as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

(11) The  Class  I-XP  Certificates  will not bear any  interest.  The  Class  I-XP  Certificates  will be entitled to receive  Prepayment  Charges  collected with respect to the Prepayment  Charge Loans with respect to Loan Group I. The Class I-XP  Certificates  will not  represent  an interest in any REMIC, they will instead  represent an interest in the Trust  constituted  by this Agreement that is a strip of Prepayment Charges associated with the related Prepayment Charge Loans.

(12) The Class  II-XP  Certificates  will not bear any  interest.  The Class  II-XP  Certificates  will be entitled to receive  Prepayment  Charges  collected with respect to the Prepayment  Charge Loans with respect to Loan  Group II.  The Class  II-XP  Certificates  will not  represent  an  interest  in any
     REMIC,  they will instead  represent an interest in the Trust constituted by this Agreement that is a strip of Prepayment Charges associated with the related Prepayment Charge Loans.

(13) The  Class  B-IO  Certificates  will  bear  interest  at a per annum  rate  equal to the  Class  B-IO
     Pass-Through  Rate  on its  Notional  Amount.  Amounts  paid,  or  deemed  paid,  to the  Class  B-IO
     Certificates  shall be deemed to first be paid to REMIC IV Regular  Interest  B-IO-I in  reduction of accrued and unpaid  interest  thereon until such accrued and unpaid  interest shall have been reduced to zero and shall  then be deemed  paid to REMIC IV  Regular  Interest  B-IO-P  in  reduction  of the principal balance thereof.

(14) Component IV of the Class R Certificates will not bear interest.

                  (vi)     As provided herein, the REMIC  Administrator will make an election to treat the segregated  pool of assets  consisting  of REMIC IV Regular  Interests  B-IO-I and B-IO-P and any proceeds thereof  as a REMIC  for  federal  income  tax  purposes,  and  such  segregated  pool of  assets  will be designated  as  "REMIC V."  The  Class  R-X  Certificates  will  represent  the  sole  Class of  "residual interests" in REMIC V for purposes of the REMIC  Provisions  under  federal  income tax law. The following
table   irrevocably   sets  forth  the   designation,   Uncertificated   Pass-Through   Rate  and  initial
Uncertificated  Principal  Balance for the single  "regular  interest" in REMIC V and the  designation and
Certificate Principal Balance of the Class R-X Certificates.

                                                                  Initial
         Class Designation for each            Type of         Uncertificated          Uncertificated
         REMIC V Interest                      Interest      Principal Balance        Pass-Through Rate
         B-IO                                  Regular         $9,531,597.80                 (1)
         Class R-X Certificates                Residual              $0                      (2)

(1)  The  Class  B-IO  Certificates  will  bear  interest  at a per annum  rate  equal to the  Class  B-IO
     Pass-Through  Rate  on  its  Notional  Amount.  The  REMIC  V  Regular  Interest  will  not  have  an
     Uncertificated  Pass-Through Rate, but will be entitled to 100% of all amounts  distributed or deemed distributed on REMIC IV Regular Interests B-IO-I and B-IO-P.
(2)  The Class R-X Certificates will not bear interest.

         (d)      Solely for  purposes of  Section 1.860G-1(a)(4)(iii) of  the Treasury  regulations,  the
Distribution  Date immediately  following the maturity date for the Mortgage Loan with the latest maturity date in the  Trust  Fund has been  designated  as the  "latest  possible  maturity  date"  for the REMIC I
Regular Interests,  REMIC II Regular Interests,  REMIC III Regular Interests,  REMIC IV Regular Interests,
REMIC V Regular Interest and the Certificates.

         (e)      With  respect  to each  Distribution  Date,  each  Class of  Certificates  shall  accrue interest during the related  Interest  Accrual  Period.  With respect to each  Distribution  Date and each such  Class of  Certificates  (other  than the  Residual  Certificates  or the Class  B-IO  Certificates),
interest  shall be  calculated,  on the basis of a 360-day  year and the actual  number of days elapsed in the  related  Interest  Accrual  Period,  based  upon  the  respective  Pass-Through  Rate set  forth,  or determined  as provided,  above and the  Certificate  Principal  Balance of such Class  applicable to such
Distribution  Date.  With  respect to each  Distribution  Date and the Class B-IO  Certificates,  interest shall be calculated,  on the basis of a 360-day year  consisting of twelve 30-day  months,  based upon the
Pass-Through  Rate set forth,  or  determined  as provided,  above and the  Notional  Amount of such Class applicable to such Distribution Date.

         (f)      The  Certificates  shall be  substantially  in the forms set forth in Exhibits A-1, A-2,
A-3,  A-4,  A-5-1,  A-5-2,  A-6,  A-7,  A-8,  A-9,  A-10,  A-12,  A-13,  A-14,  A-15 and A-16. On original issuance,  the Securities  Administrator  shall sign,  countersign and shall deliver them at the direction of the  Depositor.  Pending the  preparation  of  definitive  Certificates  of any Class,  the  Securities
Administrator  may  sign  and  countersign  temporary  Certificates  that  are  printed,  lithographed  or typewritten,  in authorized  denominations  for Certificates of such Class,  substantially of the tenor of the  definitive  Certificates  in lieu of which  they are  issued  and with such  appropriate  insertions, omissions,  substitutions  and other variations as the officers or authorized  signatories  executing such
Certificates  may  determine,  as  evidenced  by  their  execution  of  such  Certificates.  If  temporary
Certificates  are  issued,  the  Depositor  will cause  definitive  Certificates  to be  prepared  without unreasonable  delay. After the preparation of definitive  Certificates,  the temporary  Certificates shall be exchangeable  for definitive  Certificates  upon surrender of the temporary  Certificates at the office of the Securities  Administrator,  without charge to the Holder.  Upon surrender for  cancellation  of any one or more temporary  Certificates,  the Securities  Administrator shall sign and countersign and deliver in exchange therefor a like aggregate  principal  amount,  in authorized  denominations for such Class, of definitive  Certificates of the same Class. Until so exchanged,  such temporary  Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

         (g)      Each Class of  Book-Entry  Certificates  will be registered as a single  Certificate  of such  Class held by a nominee of the  Depository or the DTC Custodian,  and  beneficial  interests will be held by investors through the book-entry  facilities of the Depository in minimum  denominations of (i) in the case of the Senior  Certificates,  $25,000 and in each case increments of $1.00 in excess thereof, and
(ii) in the case of the  Offered  Subordinate  Certificates,  $25,000  and  increments  of $1.00 in excess thereof,  except that one  Certificate of each such Class may be issued in a different  amount so that the sum of the  denominations  of all  outstanding  Certificates  of such  Class shall  equal the  Certificate
Principal  Balance of such Class on the Closing Date. On the Closing Date,  the  Securities  Administrator
shall  execute and  countersign  Physical  Certificates  all in an aggregate  principal  amount that shall equal the  Certificate  Principal  Balance of such  Class on the Closing  Date.  The Group II  Non-offered
Subordinate  Certificates  shall  be  issued  in  certificated  fully-registered  form in  minimum  dollar denominations  of $25,000 and  integral  multiples  of $1.00 in excess  thereof,  except that one Group II
Non-offered  Subordinate  Certificate of each Class may be issued in a different amount so that the sum of the  denominations  of all  outstanding  Private  Certificates of such  Class shall  equal the Certificate
Principal  Balance of such Class on the Closing Date.  The Residual  Certificates  shall each be issued in certificated  fully-registered  form with no  denomination.  Each Class of  Global  Certificates,  if any, shall be issued  in fully  registered  form in  minimum  dollar  denominations  of  $25,000  and  integral multiples of $1.00 in excess  thereof,  except that one  Certificate  of each  Class may be in a different denomination  so that the sum of the  denominations  of all outstanding  Certificates of such  Class shall equal the  Certificate  Principal  Balance of such Class on the Closing  Date.  On the Closing  Date,  the
Securities  Administrator  shall  execute  and  countersign  (i) in  the  case  of each  Class of  Offered
Certificates,  the Certificate in the entire  Certificate  Principal  Balance of the respective  Class and
(ii) in the case of each  Class of  Private  Certificates,  Individual  Certificates  all in an  aggregate principal amount that shall equal the Certificate  Principal Balance of each such respective  Class on the
Closing  Date.  The  Certificates  referred  to in clause  (i) and  if at any time  there are to be Global
Certificates,  the Global  Certificates  shall be delivered by the Depositor to the Depository or pursuant to the Depository's  instructions,  shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian.  The Securities  Administrator  shall sign the Certificates by facsimile or manual  signature and countersign  them by manual  signature on behalf of the Securities  Administrator by one or more  authorized  signatories,  each of whom shall be  Responsible  Officers  of the  Securities
Administrator  or its agent.  A  Certificate  bearing the manual and facsimile  signatures of  individuals who were the authorized  signatories of the Securities  Administrator or its agent at the time of issuance shall  bind the  Securities  Administrator,  notwithstanding  that  such  individuals  or any of them have ceased to hold such positions prior to the delivery of such Certificate.

         (h)      No Certificate  shall be entitled to any benefit under this  Agreement,  or be valid for any purpose,  unless there  appears on such  Certificate  the manually  executed  countersignature  of the
Securities  Administrator  or  its  agent,  and  such  countersignature  upon  any  Certificate  shall  be conclusive  evidence,  and the only evidence,  that such  Certificate has been duly executed and delivered
hereunder.   All  Certificates  issued  on  the  Closing  Date  shall  be  dated  the  Closing  Date.  All
Certificates issued thereafter shall be dated the date of their countersignature.

         (i)      The Closing Date is hereby  designated  as the "startup" day of each 2006-8 REMIC within the meaning of Section 860G(a)(9) of the Code.

         (j)      For  federal  income tax  purposes,  each  2006-8  REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

         (k)      The Securities  Administrator  on behalf of the Trustee shall cause each 2006-8 REMIC to timely  elect  to  be  treated  as a  REMIC  under  Section 860D  of  the  Code.  Any  inconsistencies  or ambiguities in this Agreement or in the  administration of any Trust established  hereby shall be resolved in a manner that preserves the validity of such elections.

         (l)      The  following  legend  shall be  placed  on the  Residual  Certificates,  whether  upon original  issuance or upon issuance of any other  Certificate  of any such Class in  exchange  therefor or upon transfer thereof:

                  ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS  CERTIFICATE MAY BE MADE ONLY IF THE
                  PROPOSED  TRANSFEREE  PROVIDES  A TRANSFER  AFFIDAVIT  TO THE  MASTER  SERVICER  AND THE
                  SECURITIES  ADMINISTRATOR  THAT (1) SUCH  TRANSFEREE IS NOT (A) THE UNITED  STATES,  ANY
                  STATE OR POLITICAL  SUBDIVISION  THEREOF,  ANY POSSESSION OF THE UNITED  STATES,  OR ANY
                  AGENCY OR INSTRUMENTALITY  OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY  WHICH
                  IS A  CORPORATION  IF ALL OF ITS  ACTIVITIES  ARE  SUBJECT TO TAX AND EXCEPT FOR FREDDIE
                  MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT  SELECTED BY SUCH  GOVERNMENTAL  UNIT),
                  (B)  A  FOREIGN   GOVERNMENT,   ANY  INTERNATIONAL   ORGANIZATION,   OR  ANY  AGENCY  OR
                  INSTRUMENTALITY  OF EITHER OF THE FOREGOING,  (C) ANY  ORGANIZATION  (OTHER THAN CERTAIN
                  FARMERS'  COOPERATIVES  DESCRIBED  IN SECTION  521 OF THE CODE) WHICH IS EXEMPT FROM THE
                  TAX  IMPOSED BY CHAPTER 1 OF THE CODE  UNLESS  SUCH  ORGANIZATION  IS SUBJECT TO THE TAX
                  IMPOSED BY SECTION  511 OF THE CODE  (INCLUDING  THE TAX  IMPOSED BY SECTION  511 OF THE
                  CODE  ON  UNRELATED   BUSINESS  TAXABLE  INCOME),   (D)  RURAL  ELECTRIC  AND  TELEPHONE
                  COOPERATIVES  DESCRIBED  IN SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING  LARGE
                  PARTNERSHIP  UNDER  SECTION  775(a)  OF THE  CODE  (ANY  SUCH  PERSON  DESCRIBED  IN THE
                  FOREGOING   CLAUSES  (A),  (B),  (C),  (D)  OR  (E)  BEING  HEREIN   REFERRED  TO  AS  A
                  "DISQUALIFIED  ORGANIZATION"),  OR (F) AN AGENT OF A DISQUALIFIED  ORGANIZATION,  (2) NO
                  PURPOSE OF SUCH  TRANSFER IS TO IMPEDE THE  ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH
                  TRANSFEREE  SATISFIES CERTAIN ADDITIONAL  CONDITIONS RELATING TO THE FINANCIAL CONDITION
                  OF  THE  PROPOSED  TRANSFEREE.  NOTWITHSTANDING  THE  REGISTRATION  IN  THE  CERTIFICATE
                  REGISTER  OR  ANY  TRANSFER,  SALE  OR  OTHER  DISPOSITION  OF  THIS  CERTIFICATE  TO  A
                  DISQUALIFIED   ORGANIZATION   OR  AN  AGENT  OF  A   DISQUALIFIED   ORGANIZATION,   SUCH
                  REGISTRATION  SHALL BE DEEMED  TO BE OF NO LEGAL  FORCE OR  EFFECT  WHATSOEVER  AND SUCH
                  PERSON  SHALL  NOT BE  DEEMED  TO BE A  CERTIFICATEHOLDER  FOR  ANY  PURPOSE  HEREUNDER,
                  INCLUDING,  BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS  CERTIFICATE.  EACH
                  HOLDER OF THIS  CERTIFICATE  BY ACCEPTANCE OF THIS  CERTIFICATE  SHALL BE DEEMED TO HAVE
                  CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

         (m)      Notwithstanding   anything   to  the   contrary   contained   herein,   the   Securities
Administrator  shall not permit the transfer of a beneficial  interest in a Class B-IO Certificate  unless the transferee  executes and delivers to the Securities  Administrator any certification  that is required
pursuant to Section  9.10(f)  prior to transfer.   The following  legend shall be placed on the Class B-IO
Certificates,  whether upon original  issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

                   NO  TRANSFER  OF ANY  CLASS   B-IO  CERTIFICATE  SHALL  BE  MADE  UNLESS  THE  PROPOSED
                  TRANSFEREE OF SUCH CLASS B-IO CERTIFICATE  PROVIDES TO THE SECURITIES  ADMINISTRATOR AND
                  ANY PAYING  AGENT THE  APPROPRIATE  TAX  CERTIFICATION  FORM (I.E.,  IRS FORM W-9 OR IRS
                  FORM W-8BEN,  W-8IMY,  W-8EXP OR W-8ECI,  AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO))
                  AND AGREES TO UPDATE SUCH FORMS (I) UPON  EXPIRATION OF ANY SUCH FORM,  (II) AS REQUIRED
                  UNDER THEN  APPLICABLE U.S.  TREASURY  REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT
                  SUCH FORM HAS BECOME OBSOLETE OR INCORRECT,  AS A CONDITION TO SUCH TRANSFER.  UNDER THE
                  AGREEMENT,  UPON RECEIPT OF ANY SUCH TAX  CERTIFICATION  FORM FROM A  TRANSFEREE  OF ANY
                  CLASS  B-IO   CERTIFICATE,   THE  SECURITIES   ADMINISTRATOR   SHALL  FORWARD  SUCH  TAX
                  CERTIFICATION  FORM  PROVIDED  TO IT TO THE  COUNTERPARTY.  EACH  HOLDER OF A CLASS B-IO
                  CERTIFICATE  AND EACH  TRANSFEREE  THEREOF  SHALL BE  DEEMED  TO HAVE  CONSENTED  TO THE
                  SECURITIES  ADMINISTRATOR  FORWARDING  TO THE  COUNTERPARTY  ANY SUCH TAX  CERTIFICATION
                  FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE  WITH THESE  TRANSFER  RESTRICTIONS.  ANY
                  PURPORTED  SALES OR TRANSFERS OF ANY CLASS B-IO  CERTIFICATE TO A TRANSFEREE  WHICH DOES
                  NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THE AGREEMENT.

         Section 5.02.     Registration  of Transfer  and  Exchange of  Certificates.  (a) The  Securities
Administrator  shall maintain at its Corporate  Trust Office a Certificate  Register in which,  subject to such  reasonable  regulations as it may  prescribe,  the  Securities  Administrator  shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b)      Subject to  Section  5.01(a)  and,  in the case of any Global  Certificate  or  Physical
Certificate  upon the  satisfaction of the conditions set forth below,  upon surrender for registration of transfer of any  Certificate at any office or agency of the Securities  Administrator  maintained for such purpose,  the Securities  Administrator  shall sign,  countersign  and shall  deliver,  in the name of the designated  transferee  or  transferees,  a new  Certificate  of a like  Class  and  aggregate  Fractional
Undivided Interest, but bearing a different number.

         (c)      By  acceptance  of  a  Private  Certificate  or a  Residual  Certificate,  whether  upon original issuance or subsequent  transfer,  each holder of such Certificate  acknowledges the restrictions on the transfer of such  Certificate  set forth in the Securities  Legend and agrees that it will transfer such a  Certificate  only as provided  herein.  In  addition to the  provisions  of Section  5.02(h),  the following  restrictions  shall  apply with  respect to the  transfer  and  registration  of transfer of an
Private  Certificate  or a Residual  Certificate  to a  transferee  that takes  delivery in the form of an
Individual Certificate:

                  (i)      The  Securities  Administrator  shall  register the  transfer of an  Individual
Certificate  if the  requested  transfer is being made to a transferee  who has  provided  the  Securities
Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (ii)     The  Securities  Administrator  shall  register the transfer of any  Individual
Certificate  if (x)  the  transferor  has  advised  the  Securities  Administrator  in  writing  that  the
Certificate is being  transferred to an  Institutional  Accredited  Investor along with facts  surrounding the transfer as set forth in Exhibit F-3 hereto;  and (y) prior to the transfer the  transferee  furnishes to the Securities  Administrator  an Investment  Letter (and the Securities  Administrator  shall be fully protected in so doing),  provided  that, if based upon an Opinion of Counsel  addressed to the  Securities
Administrator  to the effect that the  delivery of (x) and (y) above are not  sufficient  to confirm  that the proposed  transfer is being made pursuant to an exemption  from,  or in a transaction  not subject to,
the  registration   requirements  of  the  Securities  Act  and  other  applicable  laws,  the  Securities
Administrator  shall as a condition of the  registration  of any such transfer  require the  transferor to furnish such other  certifications,  legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

         (d)      So long  as a  Global  Certificate  of such  Class is  outstanding  and is held by or on behalf of the Depository,  transfers of beneficial  interests in such Global Certificate,  or transfers by holders  of  Individual  Certificates  of such  Class to  transferees  that take  delivery  in the form of beneficial  interests in the Global Certificate,  may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

                  (i)      In  the  case  of  a  beneficial  interest  in  the  Global  Certificate  being transferred to an Institutional  Accredited  Investor,  such transferee shall be required to take delivery in the form of an Individual  Certificate or Certificates and the Securities  Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(ii).

                  (ii)     In the case of a beneficial  interest in a Class of Global  Certificates  being transferred to a transferee  that takes delivery in the form of an Individual  Certificate or Certificates of such Class, except as set forth in clause (i) above,  the Securities  Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i).

                  (iii)    In the case of an  Individual  Certificate  of a Class being  transferred  to a transferee  that takes  delivery  in the form of a  beneficial  interest in a Global  Certificate  of such
Class,  the  Securities  Administrator  shall  register such transfer if the  transferee  has provided the
Securities Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iv)     No  restrictions  shall apply with respect to the transfer or  registration  of transfer  of a  beneficial  interest  in the Global  Certificate  of a Class to  a  transferee  that takes delivery in the form of a  beneficial  interest in the Global  Certificate  of such Class;  provided  that each such transferee  shall be deemed to have made such  representations  and warranties  contained in the
Rule 144A Certificate as are sufficient to establish that it is a QIB.

         (e)      Subject  to  Section  5.02(h),  an  exchange  of  a  beneficial  interest  in  a  Global
Certificate of a Class for an Individual  Certificate  or  Certificates  of such Class,  an exchange of an
Individual  Certificate or Certificates of a Class for a beneficial  interest in the Global Certificate of such  Class  and  an  exchange  of an  Individual  Certificate  or  Certificates  of a  Class for  another
Individual  Certificate or Certificates of such Class (in each case,  whether or not such exchange is made in  anticipation  of subsequent  transfer,  and, in the case of the Global  Certificate of such Class,  so long as such  Certificate is outstanding  and is held by or on behalf of the  Depository) may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

                  (i)      A holder of a  beneficial  interest in a Global  Certificate  of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                  (ii)     A holder of an Individual  Certificate or Certificates of a Class may  exchange such  Certificate or  Certificates  for a beneficial  interest in the Global  Certificate of such Class if such holder furnishes to the Securities  Administrator a Rule 144A  Certificate or comparable  evidence as to its QIB status.

                  (iii)    A holder of an Individual  Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual  Certificates of such Class in different  authorized denominations without any certification.

         (f)      (i)      Upon  acceptance  for exchange or transfer of an  Individual  Certificate  of a
Class for a beneficial  interest in a Global  Certificate of such Class as provided herein, the Securities
Administrator  shall cancel such  Individual  Certificate  and shall (or shall request the  Depository to)
endorse on the  schedule  affixed to the  applicable  Global  Certificate  (or on a  continuation  of such schedule  affixed to the Global  Certificate  and made a part thereof) or otherwise  make in its books and records an  appropriate  notation  evidencing the date of such exchange or transfer and an increase in the certificate  balance  of the  Global  Certificate  equal to the  certificate  balance  of such  Individual
Certificate exchanged or transferred therefor.

                  (ii)      Upon  acceptance for exchange or transfer of a beneficial  interest in a Global
Certificate  of a Class for an Individual  Certificate  of such Class as provided  herein,  the Securities
Administrator  shall (or shall request the Depository  to) endorse on the schedule  affixed to such Global
Certificate  (or on a continuation  of such schedule  affixed to such Global  Certificate  and made a part thereof) or otherwise  make in its books and records an appropriate  notation  evidencing the date of such exchange or transfer and a decrease in the  certificate  balance of such Global  Certificate  equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

         (g)      The Securities Legend shall be placed on any Individual  Certificate  issued in exchange for  or  upon  transfer  of  another  Individual  Certificate  or of a  beneficial  interest  in a  Global
Certificate.

         (h)      Subject to the  restrictions  on transfer and  exchange set forth in this  Section 5.02, the holder of any  Individual  Certificate  may  transfer or exchange  the same in whole or in part (in an initial certificate  balance equal to the minimum authorized  denomination set forth in Section 5.01(g) or any integral  multiple of $1.00 in excess  thereof) by  surrendering  such  Certificate  at the  Corporate
Trust Office of the Securities  Administrator,  or at the office of any transfer  agent,  together with an executed  instrument  of assignment  and transfer  satisfactory  in form and  substance to the  Securities
Administrator  in the case of transfer and a written  request for  exchange in the case of  exchange.  The holder of a beneficial  interest in a Global  Certificate  may, subject to the rules and procedures of the
Depository,  cause the Depository (or its nominee) to notify the Securities  Administrator in writing of a request  for  transfer  or  exchange  of  such  beneficial  interest  for  an  Individual  Certificate  or
Certificates.  Following a proper request for transfer or exchange,  the Securities  Administrator  shall, within  five  Business  Days  of such  request  made  at the  Corporate  Trust  Office  of the  Securities
Administrator,   sign,   countersign  and  deliver  at  the  Corporate  Trust  Office  of  the  Securities
Administrator,  to the  transferee  (in the case of  transfer) or holder (in the case of exchange) or send by first  class mail at the risk of the  transferee  (in the case of  transfer)  or holder (in the case of exchange)  to such  address as the  transferee  or holder,  as  applicable,  may  request,  an  Individual
Certificate or Certificates,  as the case may require,  for a like aggregate Fractional Undivided Interest and in such authorized  denomination or denominations  as may be requested.  The presentation for transfer or exchange of any  Individual  Certificate  shall not be valid unless made at the Corporate  Trust Office
of  the  Securities   Administrator  by  the  registered  holder  in  person,  or  by  a  duly  authorized attorney-in-fact.

         (i)      At the  option  of the  Certificateholders,  Certificates  may be  exchanged  for  other
Certificates of authorized  denominations  of a like Class and aggregate  Fractional  Undivided  Interest, upon  surrender  of the  Certificates  to be  exchanged at the  Corporate  Trust Office of the  Securities
Administrator;  provided,  however,  that no Certificate may be exchanged for new Certificates  unless the original Fractional  Undivided Interest  represented by each such new Certificate (i) is at least equal to the  minimum  authorized  denomination  or  (ii) is  acceptable  to  the  Depositor  as  indicated  to the
Securities  Administrator  in writing.  Whenever any  Certificates  are so surrendered  for exchange,  the
Securities  Administrator  shall sign and countersign and the Securities  Administrator  shall deliver the
Certificates which the Certificateholder making the exchange is entitled to receive.

         (j)      If  the  Securities   Administrator  so  requires,   every   Certificate   presented  or
surrendered  for  transfer  or  exchange  shall  be duly  endorsed  by,  or be  accompanied  by a  written
instrument  of  transfer,   with  a  signature   guarantee,   in  form   satisfactory  to  the  Securities
Administrator, duly executed by the holder thereof or his or her attorney duly authorized in writing.

         (k)      No service  charge shall be made for any transfer or exchange of  Certificates,  but the
Securities  Administrator may require payment of a sum sufficient to cover any tax or governmental  charge that may be imposed in connection with any transfer or exchange of Certificates.

         (l)      The Securities  Administrator shall cancel all Certificates  surrendered for transfer or exchange but shall retain such  Certificates in accordance with its standard  retention policy or for such further time as is required by the record  retention  requirements of the Exchange Act, and thereafter may destroy such Certificates.

         Section 5.03.     Mutilated,  Destroyed,  Lost or Stolen  Certificates.  (a) If (i) any mutilated
Certificate  is  surrendered to the Securities  Administrator,  or the Securities  Administrator  receives evidence to its  satisfaction  of the  destruction,  loss or theft of any  Certificate,  and (ii) there is delivered  to the  Securities  Administrator  such  security  or  indemnity  as it may  require to save it harmless,  and (iii) the  Securities  Administrator has not received notice that such Certificate has been acquired  by a third  Person,  the  Securities  Administrator  shall sign,  countersign  and  deliver,  in exchange for or in lieu of any such mutilated,  destroyed,  lost or stolen Certificate,  a new Certificate of like  tenor and  Fractional  Undivided  Interest  but in each  case  bearing a  different  number.  The mutilated,  destroyed,  lost or stolen Certificate shall thereupon be canceled of record by the Securities
Administrator and shall be of no further effect and evidence no rights.

         (b)      Upon the  issuance  of any new  Certificate  under  this  Section 5.03,  the  Securities
Administrator  may require the payment of a sum sufficient to cover any tax or other  governmental  charge that may be imposed in relation  thereto and any other  expenses  (including  the fees and expenses of the
Securities  Administrator)  connected  therewith.  Any  duplicate  Certificate  issued  pursuant  to  this
Section 5.03  shall constitute  complete and  indefeasible  evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.     Persons  Deemed  Owners.  Prior  to  due  presentation  of  a  Certificate  for registration of transfer,  the Depositor,  the Securities  Administrator and any agent of the Depositor or the  Securities  Administrator  may treat the Person in whose name any  Certificate  is  registered as the owner of such  Certificate for the purpose of receiving  distributions  pursuant to  Section 6.01  and for all other purposes whatsoever.  Neither the Depositor,  the Securities  Administrator nor any agent of the
Depositor or the  Securities  Administrator  shall be affected by notice to the contrary.  No  Certificate shall be deemed duly  presented for a transfer  effective on any Record Date unless the  Certificate to be transferred  is presented no later than the close of business on the third  Business  Day  preceding  such
Record Date.

         Section 5.05.     Transfer Restrictions on Residual Certificates.  (a) Residual Certificates,  or
interests  therein,  may not be transferred  without the prior express  written consent of the Tax Matters
Person and the Sponsor,  which cannot be unreasonably  withheld.  As a prerequisite  to such consent,  the proposed  transferee  must provide the Tax Matters  Person,  the Sponsor and the Securities  Administrator
with an affidavit that the proposed  transferee is a Permitted  Transferee  (and an affidavit that it is a
U.S.  Person,  unless,  in the case of a Class R Certificate  only, the Tax Matters Person and the Sponsor consent to the transfer to a person who is not a U.S. Person) as provided in Section 5.05(b).

         (b)      No  transfer,  sale  or  other  disposition  of  a  Residual  Certificate  (including  a beneficial  interest  therein) may be made unless,  prior to the transfer,  sale or other disposition of a
Residual  Certificate,  the proposed transferee (including the initial purchasers thereof) delivers to the
Tax Matters  Person,  the  Securities  Administrator  and the  Depositor an affidavit in the form attached hereto  as  Exhibit E  stating,  among  other  things,  that  as of the  date of  such  transfer  (i) such transferee  is a Permitted  Transferee  and that  (ii) such  transferee  is not  acquiring  such  Residual
Certificate  for the  account of any person who is not a  Permitted  Transferee.  The Tax  Matters  Person
shall not consent to a transfer of a Residual  Certificate  if it has actual  knowledge that any statement made in the  affidavit  issued  pursuant  to the  preceding  sentence  is not  true.  Notwithstanding  any transfer,  sale or other  disposition  of a Residual  Certificate  to any  Person  who is not a  Permitted
Transferee,  such transfer,  sale or other  disposition  shall be deemed to be of no legal force or effect whatsoever  and such Person shall not be deemed to be a Holder of a Residual  Certificate  for any purpose hereunder,  including,  but not  limited  to,  the  receipt of  distributions  thereon.  If any  purported transfer  shall be in violation of the provisions of this Section  5.05(b),  then the prior Holder thereof shall,  upon  discovery that the transfer of such Residual  Certificate  was not in fact permitted by this
Section  5.05(b),  be restored to all rights as a Holder thereof  retroactive to the date of the purported transfer.  None of the Securities  Administrator,  the Tax Matters Person or the Depositor  shall be under any  liability  to any Person for any  registration  or  transfer  of a Residual  Certificate  that is not permitted  by this  Section  5.05(b)  or for  making  payments  due on such  Residual  Certificate  to the purported  Holder  thereof or taking any other  action with  respect to such  purported  Holder  under the provisions  of this  Agreement  so long as the  written  affidavit  referred  to above was  received  with respect to such transfer, and the Tax Matters Person, the Securities  Administrator and the Depositor,  as
applicable,  had no knowledge  that it was untrue.  The prior Holder shall be entitled to recover from any purported  Holder  of a  Residual  Certificate  that was in fact not a  permitted  transferee  under  this
Section  5.05(b) at the time it became a Holder  all  payments  made on such  Residual  Certificate.  Each
Holder of a  Residual  Certificate,  by  acceptance  thereof,  shall be deemed  for all  purposes  to have consented  to the  provisions  of this  Section  5.05(b) and to any  amendment  of this  Agreement  deemed necessary  (whether as a result of new  legislation  or otherwise) by counsel of the Tax Matters Person or the  Depositor to ensure that the Residual  Certificates  are not  transferred  to any Person who is not a
Permitted  Transferee  and that any transfer of such Residual  Certificates  will not cause the imposition of a tax upon the Trust or cause any 2006-8 REMIC to fail to qualify as a REMIC.

         (c)      The Class R-X  Certificates  (including a beneficial  interest  therein) and, unless the
Tax Matters  Person  shall have  consented  in writing  (which  consent may be withheld in the Tax Matters
Person's sole discretion),  the Class R Certificates  (including a beneficial  interest therein),  may not be purchased by or transferred to any person who is not a United States Person.

         (d)      By accepting a Residual  Certificate,  the purchaser  thereof agrees to be a Tax Matters
Person if it is the Holder of the  largest  percentage  interest of such  Certificate,  and  appoints  the
Securities  Administrator to act on its behalf with respect to all matters  concerning the tax obligations of the Trust.

         Section 5.06.     Restrictions on Transferability of Certificates.  (a) No offer, sale,  transfer or other  disposition  (including  pledge) of any  Certificate  shall be made by any Holder thereof unless registered  under  the  Securities  Act,  or an  exemption  from  the  registration  requirements  of  the
Securities Act and any applicable  state  securities or "Blue Sky" laws is available.  Except with respect to (i) the initial  transfer of the Class XP  Certificates  or Class R-X  Certificate on the Closing Date,
(ii) the transfer of any Class of  Certificates  including the Class R-X  Certificates  and the Class B-IO
Certificates  to any NIM  Issuer  or any  NIM  Trustee  or in  connection  with  the  issuance  of any NIM
Securities,  or (iii) a transfer of the Class XP  Certificates  or Class R-X  Certificate to the Depositor
or any  Affiliate  of the  Depositor,  in the event that a transfer of a  Certificate  which is a Physical
Certificate  is to be made in reliance upon an exemption  from the  Securities  Act and  applicable  state securities  laws,  in  order  to  assure  compliance  with  the  Securities  Act and  such  laws,  and the prospective  transferee  (other  than  the  Depositor)  of such  Certificate  signs  and  delivers  to the
Securities  Administrator  an  Investment  Letter,  if  the  transferee  is  an  Institutional  Accredited
Investor,  in the form set forth as Exhibit F-l  hereto, or a Rule 144A Certificate,  if the transferee is a QIB, in the form set forth as Exhibit F-2  hereto.  Notwithstanding  the  provisions of the  immediately preceding  sentence,  no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial  interest in any Certificate that is a Global  Certificate of a Class to a transferee that takes  delivery in the form of a  beneficial  interest in the Global  Certificate  of such  Class provided that each such transferee shall be deemed to have made such  representations  and warranties  contained in the Rule 144A  Certificate  as are  sufficient  to  establish  that it is a QIB. In the case of a proposed transfer of any  Certificate to a transferee  other than a QIB, the Securities  Administrator  may require an Opinion of Counsel addressed to the Securities  Administrator  that such transaction is exempt from the registration  requirements  of the  Securities  Act. The cost of such  opinion  shall not be an expense of the Securities Administrator or the Trust Fund.

         (b)      The Private Certificates shall each bear a Securities Legend.

         Section 5.07.     ERISA  Restrictions.  (a) Subject to the provisions of  Sub-Section  (b) below, no Residual  Certificates or Private  Certificates may be acquired directly or indirectly by, or on behalf of, an  employee  benefit  plan or other  retirement  arrangement  that is  subject to Title I of ERISA or
Section 4975  of the Code (a "Plan"),  or by a person using "plan  assets" of a Plan,  unless the proposed transferee  provides  the  Securities  Administrator,  with an Opinion of Counsel  addressed to the Master
Servicer,  the Trustee and the Securities  Administrator  (upon which they may rely) that is  satisfactory to the  Securities  Administrator,  which opinion will not be at the expense of the Master  Servicer,  the
Trustee or the Securities  Administrator,  that the purchase of such  Certificates by or on behalf of such
Plan is  permissible  under  applicable  law,  will not  constitute  or result in a  nonexempt  prohibited transaction  under  ERISA or  Section 4975  of the Code and will not  subject  the  Depositor,  the Master
Servicer,  the Trustee or the Securities  Administrator  to any obligation in addition to those undertaken in the Agreement.

         (b)      Unless  such  Person has  provided  an Opinion of  Counsel in  accordance  with  Section
5.07(a),  any Person  acquiring an interest in a Global  Certificate  which is a Private  Certificate,  by acquisition of such  Certificate,  shall be deemed to have  represented  to the Securities  Administrator, and any Person  acquiring  an interest in a Private  Certificate  in  definitive  form shall  represent in writing  to the  Securities  Administrator,  that it is not  acquiring  an  interest  in such  Certificate directly or indirectly  by, or on behalf of, or with "plan  assets" of, an employee  benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code.

         (c)      Each beneficial owner of a Class I-M-1,  Class I-M-2,  Class I-B-1,  Class I-B-2,  Class
I-B-3,  Class II-B-1,  Class II-B-2,  Class II-B-3,  II-B-4,  Class II-B-5,  Class II-B-6,  Class III-B-1,
Class III-B-2,  Class III-B-3,  Class III-B-4,  Class III-B-5 or Class III-B-6 Certificate or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that certificate or interest  therein,  that either (i) such  Certificate  is rated at least  "BBB-" or its  equivalent  by
Fitch,  S&P or Moody's,  (ii) such  beneficial  owner is not a Plan or investing with "plan assets" of any
Plan,  or (iii) (1) it is an  insurance  company,  (2) the  source of funds  used to  acquire  or hold the certificate  or interest  therein is an "insurance  company  general  account," as such term is defined in
Prohibited  Transaction  Class Exemption  ("PTCE") 95-60,  and (3) the conditions in Sections I and III of
PTCE 95-60 have been satisfied.

         (d)      Neither  the Master  Servicer  nor the  Securities  Administrator  will be  required  to monitor,  determine or inquire as to compliance with the transfer  restrictions with respect to the Global
Certificates.  Any attempted or purported  transfer of any  Certificate  in violation of the provisions of
Sections  (a), (b) or (c) above shall be void ab initio and such  Certificate  shall be considered to have been held  continuously  by the prior  permitted  Certificateholder.  Any transferor of any Certificate in violation of such  provisions,  shall  indemnify and hold harmless the  Securities  Administrator  and the
Master  Servicer  from and  against any and all  liabilities,  claims,  costs or expenses  incurred by the
Securities  Administrator  or the Master  Servicer as a result of such  attempted or  purported  transfer.
The Securities  Administrator  shall have no liability for transfer of any such Global  Certificates in or through  book-entry  facilities  of  any  Depository  or  between  or  among  Depository  Participants  or
Certificate Owners made in violation of the transfer restrictions set forth herein.

         Section 5.08.     Rule  144A   Information.   For  so  long  as  any  Private   Certificates  are
outstanding,  (1) the  Sponsor  will  provide  or cause  to be  provided  to any  holder  of such  Private
Certificates and any prospective  purchaser thereof designated by such a holder,  upon the request of such holder or prospective  purchaser,  the  information  required to be provided to such holder or prospective purchaser by Rule 144A(d)(4)  under the Securities Act; and (2) the Sponsor shall update such  information from time to time in order to prevent such  information  from becoming  false and misleading and will take such other  actions as are  necessary  to ensure  that the safe  harbor  exemption  from the  registration requirements  of the  Securities  Act under Rule 144A is and will be available for resales of such Private
Certificates conducted in accordance with Rule 144A.

                                                ARTICLE VI
                                      Payments to Certificateholders

         Section 6.01.     Distributions  on the  Group I  Certificates.  (a) On each  Distribution  Date, with  respect  to Loan  Group I, an  amount  equal to the  Interest  Funds  and  Principal  Funds for such
Distribution  Date shall be withdrawn by the Securities  Administrator  from the  Distribution  Account in respect of Loan Group I to the extent of funds on deposit  therein and  distributed in the following order of priority:

         First, Interest Funds will be distributed, in the following manner and order of priority:

                  1.       From  Interest  Funds,  to  the  Class  I-A-1   Certificates  and  Class  I-A-2
         Certificates,  the Current  Interest and then any  Interest  Carry  Forward  Amount for each such
         Class,  on a pro rata basis,  based on the Current  Interest and Interest  Carry  Forward  Amount
         owed to each such Class;

                  2.       From remaining  Interest Funds, to the Class I-M-1,  Class I-M-2,  Class I-B-1,
         Class I-B-2 and Class I-B-3 Certificates,  sequentially,  in that order, the Current Interest for each such Class;

                  3.       Any Excess Spread,  to the extent necessary to cause the  Overcollateralization
         Amount  to  equal  to the  Overcollateralization  Target  Amount,  will  be the  Extra  Principal
         Distribution  Amount  and will be  included  as part of the  Principal  Distribution  Amount  and distributed in accordance with second (A) and (B) below; and

                  4.       Any   Remaining   Excess   Spread   will  be   applied,   together   with   the
         Overcollateralization  Release  Amount,  as Excess  Cashflow  pursuant to clauses  Third  through
         Thirteenth below.

         On any  Distribution  Date, any shortfalls  resulting from the  application of the Relief Act and any Prepayment  Interest  Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated as set forth in the definition of Current Interest herein.

         Second,  to pay as  principal  on the  Certificates  entitled to payments  of  principal,  in the following order of priority:

         (A)      For each  Distribution  Date (i) prior to the  Stepdown  Date or (ii) on which a Trigger
         Event is in effect,  from Principal  Funds and the Extra Principal  Distribution  Amount for such
         Distribution Date:

                  1.       To the Class I-A-1  Certificates  and Class I-A-2  Certificates,  on a pro rata basis in accordance with their  respective  Certificate  Principal  Balances,  an amount equal to the Principal  Distribution Amount until the Certificate  Principal Balance of each such Class is reduced to zero;

                  2.       To the Class I-M-1 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  3.       To the Class I-M-2 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  4.       To the Class I-B-1 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  5.       To the Class I-B-2 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                  6.       To the Class I-B-3 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

         (B)      For each  Distribution  Date on or after the Stepdown  Date,  so long as a Trigger Event is not in effect,  from  Principal  Funds and the Extra  Principal  Distribution  Amount for such
         Distribution Date:

                  1.                To the Class I-A-1  Certificates  and Class I-A-2  Certificates,  from the  Principal  Distribution  Amount,  an amount  equal to the Class I-A  Principal  Distribution
         Amount will be  distributed  pro rata  between the Class I-A-1  Certificates  and the Class I-A-2
         Certificates  in accordance  with their  respective  Certificate  Principal  Balances,  until the
         Certificate Principal Balance of each such Class is reduced to zero;

                  2.       To the Class I-M-1  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-M-1 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero;

                  3.       To the Class I-M-2  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-M-2 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero;

                  4.       To the Class I-B-1  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-B-1 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero;

                  5.       To the Class I-B-2  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-B-2 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero; and

                  6.       To the Class I-B-3  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-B-3 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero.

         Third,  from any remaining  Excess  Cashflow,  the  following  amounts to each Class of Class I-A
Certificates,  on a pro rata basis in accordance with the respective  amounts owed to each such Class: (a)
any Interest  Carry  Forward  Amount to the extent not paid  pursuant to clause First 1 above and then (b)
any Unpaid Realized Loss Amount, in each case for each such Class for such Distribution Date;

         Fourth,  from  any  remaining  Excess  Cashflow,   the  following  amounts  to  the  Class  I-M-1
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;

         Fifth,   from  any  remaining  Excess  Cashflow,   the  following  amounts  to  the  Class  I-M-2
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;

         Sixth,   from  any  remaining  Excess  Cashflow,   the  following  amounts  to  the  Class  I-B-1
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;

         Seventh,  from  any  remaining  Excess  Cashflow,  the  following  amounts  to  the  Class  I-B-2
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;

         Eighth,  from  any  remaining  Excess  Cashflow,   the  following  amounts  to  the  Class  I-B-3
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;

         Ninth,  from any remaining Excess Cashflow,  to each Class of Class I-A  Certificates,  any Basis
Risk  Shortfall  Carryforward  Amount  (remaining  unpaid  after  payments  are made under the related Cap
Contracts) for each such Class for such  Distribution  Date,  pro rata,  based on the Basis Risk Shortfall and Basis Risk  Shortfall  Carry  Forward  Amount  owed to each such Class (any such  amounts  being first deposited to, and then immediately withdrawn from, the Reserve Fund as provided in Section 4.06);

         Tenth, from any remaining Excess Cashflow,  to the Class I-M-1,  Class I-M-2,  Class I-B-1, Class
I-B-2  and Class  I-B-3  Certificates,  in that  order,  any  Basis  Risk  Shortfall  Carryforward  Amount
(remaining  unpaid after payments are made under the related Cap  Contracts),  in each case for such Class for such  Distribution  Date (any such amounts being first  deposited to, and then  immediately  withdrawn from, the Reserve Fund as provided in Section 4.06);

         Eleventh,  from any remaining Excess  Cashflow,  to the Class B-IO  Certificates,  the Class B-IO
Distribution Amount for such Distribution Date;

         Twelfth,  from any remaining Excess Cashflow,  to the Class B-IO  Certificates,  any unreimbursed
Class B-IO Advances; and

         Thirteenth, any remaining amounts to the Residual Certificates.

         All  payments  of  amounts  in  respect  of  Basis  Risk   Shortfalls  or  Basis  Risk  Shortfall
Carryforward  Amounts made pursuant to the provisions of this paragraph (a) shall,  for federal income tax purposes,  be deemed to have been distributed from REMIC V to the holders of the Class B-IO  Certificates, and then paid  outside of any 2006-8  REMIC to the  recipients  thereof  pursuant to an interest  rate cap contract.  By  accepting  their  Certificates  the  holders  of the  Certificates  agree so to treat  such payments for purposes of filing their income tax returns.

         (b)      On each  Distribution  Date,  the related Cap  Contract  Payment  Amount with respect to such Payment Date shall be distributed in the following  order of priority,  in each case to the extent of amounts available:

                  (i)      first,  to the holders of the  related  Class or Classes of  Certificates,  the payment of any Basis Risk Shortfall Carry Forward Amount for such Distribution Date;

                  (ii)     second,  from any  remaining  amounts,  the  payment of an amount  equal to any
Current  Interest and Interest  Carry Forward Amount for the related Class or Classes of  Certificates  to the extent not covered by Interest Funds or Excess Cashflow on such Distribution Date;

                  (iii)    third,  from any remaining  amounts available from the Cap Contract relating to the Group I Offered  Certificates and the Class I-B-3 Certificates,  first to the Class I-A-1 Certificates and the Class I-A-2  Certificates,  pro rata,  and then to the Class  I-M-1,  the Class  I-M-2,  the Class
I-B-1,  the Class I-B-2 and the Class I-B-3  Certificates,  in that order, to the extent not paid pursuant to clauses (i) or (ii) above; and

                  (iv)     fourth, to the Class B-IO Certificates, any remaining amount.

         On each  Distribution  Date,  amounts on deposit in the Reserve  Fund held for the benefit of the
Group I Offered  Certificates  and the Class I-B-3  Certificates  will be allocated first to the Class I-A
Certificates,  pro rata,  based on the current  Realized  Losses and any Unpaid  Realized  Loss Amount for
each such Class for such Distribution  Date, and then to the Class I-M-1,  Class I-M-2, Class I-B-1, Class
I-B-2 and Class I-B-3  Certificates,  in that order,  to pay any  current  Realized  Losses and any Unpaid
Realized  Loss  Amount,  in each  case,  for such Class and for such  Distribution  Date to the extent not covered by Excess Cashflow on such Distribution Date.

         All Cap  Contract  Payment  Amounts made with  respect to Current  Interest  and  Interest  Carry
Forward Amounts will be treated, for federal income tax purposes,  as reimburseable  advances ("Class B-IO
Advances")  made from the holder of the Class B-IO  Certificates.  Such Class B-IO  Advances  will be paid back to the holder of the Class B-IO Certificate pursuant to Section 6.01(a).

         (c)      On each  Distribution  Date, all amounts  transferred  from the Class XP Reserve Account representing  Prepayment  Charges in respect of the Prepayment  Charge Loans  received  during the related
Prepayment  Period will be withdrawn  from the  Distribution  Account and  distributed  by the  Securities
Administrator  to the  Holders  of the  related  Class XP  Certificates  and  shall not be  available  for distribution to the Holders of any other Class of Certificates.

         (d)      The  expenses and fees of the Trust shall be paid by each of the 2006-8  REMICs,  to the extent that such expenses  relate to the assets of each of such  respective  2006-8 REMICs,  and all other expenses and fees of the Trust shall be paid pro rata by each of the 2006-8 REMICs.

         Section 6.02.     Distributions  on the Group II  Certificates  and the  Group III  Certificates.
(a) Interest  and  principal (as  applicable)  on the Group II  Certificates  will be  distributed  by the
Securities  Administrator  monthly on each  Distribution  Date,  commencing  in January 2007, in an amount equal to the  Available  Funds  for such  Loan  Group on  deposit  in the  Distribution  Account  for such
Distribution  Date.  On each  Distribution  Date,  the  Available  Funds in  respect  of Loan  Group II on deposit in the Distribution Account shall be distributed as follows:

         (A)      to the Class II-A-1, Class II-A-2 and Class II-X-1 Certificates:

                  first,  to the Class  II-A-1,  Class II-A-2 and Class II-X-1  Certificates,  the Accrued
                  Certificate  Interest on such Classes for such  Distribution  Date,  pro rata,  based on the Accrued Certificate Interest owed to each such Class;

                  second,  to the Class II-A-1,  Class II-A-2 and Class II-X-1  Certificates,  any Accrued
                  Certificate Interest thereon remaining  undistributed from previous  Distribution Dates, pro rata,  based on the  undistributed  Accrued  Certificate  Interest owed to each such
                  Class, to the extent of remaining Available Funds for Loan Group II; and

                  third,  to  the  Class  II-A-1  Certificates  and  the  Class  II-A-2  Certificates,  in
                  reduction of the Certificate  Principal  Balance of each such Class,  the Senior Optimal
                  Principal  Amount  for such  Distribution  Date,  pro  rata,  based  on the  Certificate
                  Principal  Balance of each such Class,  to the extent of remaining  Available  Funds for
                  Loan  Group II,  until the  Certificate  Principal  Balance  of each such Class has been reduced to zero.

         (B)               On each  Distribution  Date on or prior to the  Group II  Cross-Over  Date,  an amount  equal  to  the  sum of the  remaining  Available  Funds  for  Loan  Group  II  after  the distributions  set  forth  in  paragraph  (A)  above,  will be  distributed  sequentially  in the following  order:  first to the Class II-B-1  Certificates  and Class II-BX-1  Certificates,  pro
         rata,  second to the Class II-B-2  Certificates  and Class II-BX-2  Certificates,  pro rata,  and
         then   sequentially  to  the  Class  II-B-3,   Class  II-B-4,   Class  II-B-5  and  Class  II-B-6
         Certificates,  in that order,  in each case up to an amount equal to and in the following  order:
         (a) the  Accrued  Certificate  Interest  thereon  for such  Distribution  Date,  (b) any  Accrued
         Certificate  Interest thereon remaining  undistributed  from previous  Distribution Dates and (c)
         such Class's  Allocable Share, as applicable,  for such  Distribution  Date, in each case, to the extent of the remaining Available Funds for Loan Group II.

         (C)               On each  Distribution  Date,  any  Available  Funds for Loan Group II remaining after payment of interest and principal to the Group II  Certificates  entitled  thereto,  as set forth in this Section 6.02(a), will be distributed to the Residual Certificates;  provided,  that if on any  Distribution  Date there are any  Available  Funds for Loan Group II  remaining  after payment of interest and principal to the Group II  Certificates  entitled  thereto,  such amounts will be distributed to the other Classes of Group II Senior  Certificates,  pro rata,  based upon their respective  Certificate  Principal  Balances or Notional  Amount,  until all amounts due to all  Classes  of Group II  Senior  Certificates  have  been paid in full and then to any Group II
         Subordinate  Certificates  (unless otherwise  described herein),  before any remaining  Available
         Funds are distributed in accordance with this paragraph to the Residual  Certificates.  It is not anticipated that there will be any significant amounts remaining for such distribution.

         (b)      No  Accrued  Certificate  Interest  will  be  payable  with  respect  to  any  Class  of
Certificates  after the Distribution  Date on which the Certificate  Principal Balance of such Certificate has been reduced to zero.

         (c)      If on any  Distribution  Date the Available  Funds for the Group II Senior  Certificates
is less than the Accrued  Certificate  Interest on the related Senior  Certificates for such  Distribution
Date prior to reduction  for Net Interest  Shortfalls  and the interest  portion of Realized  Losses,  the shortfall  will be  allocated to the holders of the Class of  Senior  Certificates  on a pro rata basis in accordance  with the amount of  Accrued  Certificate  Interest  for that  Distribution  Date  absent  such
shortfalls.   In  addition,  the  amount  of  any  interest  shortfalls  will  constitute  unpaid  Accrued
Certificate  Interest and will be distributable  to holders of the  Certificates  entitled to such amounts on  subsequent  Distribution  Dates,  to the extent of the  applicable  Available  Funds  remaining  after current  interest  distributions  as required  herein.  Any such amounts so carried  forward will not bear interest.  Shortfalls  in  interest  payments  will  not  be  offset  by  a  reduction  in  the  servicing compensation  of the  Master  Servicer  or  otherwise,  except to the  extent of  applicable  Compensating
Interest Payments.

         (d)      The  expenses and fees of the Trust shall be paid by each of the 2006-8  REMICs,  to the extent that such expenses  relate to the assets of each of such  respective  2006-8 REMICs,  and all other expenses and fees of the Trust shall be paid pro rata by each of the 2006-8 REMICs.

         (e)      On each  Distribution  Date, the Available Funds in respect of Loan Group III on deposit in the Distribution Account shall be distributed as follows:

         (A)      to the Class III-A-1, Class III-A-2 and Class III-X-1 Certificates:

                  first, to the Class III-A-1,  Class III-A-2 and Class III-X-1 Certificates,  the Accrued
                  Certificate  Interest on each such Class for such Distribution  Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

                  second,  to the Class III-A-1  Certificates  and Class III-A-2  Certificates,  any Basis
                  Risk Shortfall  Carry Forward  Amounts due to such Class (in  accordance  with paragraph
                  (C) below),  pro rata,  based on the Basis Risk Shortfall  Carry Forward Amounts owed to each such Class,  to the extent such amounts were deducted from the Accrued  Certificate
                  Interest on the Class III-X-1 Certificates for such Distribution Date;

                  third, to the Class III-A-1,  Class III-A-2 and Class III-X-1 Certificates,  any Accrued
                  Certificate Interest thereon remaining  undistributed from previous  Distribution Dates, pro rata, based on the undistributed  Accrued  Certificate  Interest owed to such Class, to the extent of remaining Available Funds for Loan Group III; and

                  fourth,  to the Class  III-A-1  Certificates  and the  Class  III-A-2  Certificates,  in
                  reduction of the Certificate  Principal  Balances of each such Class, pro rata, based on the respective  Certificate  Principal  Balances  thereof,  the Senior Optimal Principal
                  Amount with respect to the Senior  Certificates in Loan Group III for such  Distribution
                  Date,  to the extent of remaining  Available  Funds for Loan Group III,  until each such
                  Certificate Principal Balance has been reduced to zero.

         (B)      On each  Distribution  Date on or prior to the  Group  III  Cross-Over  Date,  an amount equal to the sum of the  remaining  Available  Funds for Loan  Group III after the  distributions set forth in paragraph (A) above,  will be distributed  sequentially to the Class III-B-1,  Class
         III-B-2,  Class III-B-3,  Class III-B-4,  Class III-B-5 and Class III-B-6  Certificates,  in that order,  in each  case up to an  amount  equal  to and in the  following  order:  (a) the  Accrued
         Certificate  Interest  thereon for such  Distribution  Date, (b) any Basis Risk  Shortfall  Carry
         Forward  Amounts due to such Class (in accordance  with paragraph (C) below),  to the extent such amounts were deducted  from the Accrued  Certificate  Interest on the Class III-X-1  Certificates
         for  such   Distribution   Date,  (c)  any  Accrued   Certificate   Interest  thereon   remaining
         undistributed  from  previous  Distribution  Dates  and (d)  such  Class's  Allocable  Share,  as applicable,  for such  Distribution  Date,  in each case,  to the extent of  remaining  Available
         Funds for Loan Group III.

         (C)               On each  Distribution  Date, Basis Risk Shortfall Carry Forward  Amounts,  with respect to the Class  III-A-1,  Class  III-A-2,  Class  III-B-1,  Class III-B-2 and Class III-B-3
         Certificates,  will be paid from  amounts  that  would  otherwise  be  allocable  to pay  Accrued
         Certificate Interest on the Class III-X-1 Certificates, to the extent of funds available.

         (D)      On each  Distribution  Date,  any  Available  Funds for Loan Group III  remaining  after payment of interest and principal to the Group III Certificates  entitled  thereto,  as set forth in this Section 6.02(e), will be distributed to the Residual Certificates;  provided,  that if on any  Distribution  Date there are any Available  Funds for Loan Group III remaining after payment of interest and principal to the Group III Certificates  entitled  thereto,  such amounts will be distributed  to the other Classes of Group III Senior  Certificates,  pro rata,  based upon their respective  Certificate  Principal  Balances  or  Notional  Amount,  until all amounts due to all
         Classes  of Group  III  Senior  Certificates  have  been  paid in full and then to any  Group III
         Subordinate  Certificates  (unless otherwise  described herein),  before any remaining  Available
         Funds are distributed in accordance with this paragraph to the Residual  Certificates.  It is not anticipated that there will be any significant amounts remaining for such distribution.

         (f)      No  Accrued  Certificate  Interest  will  be  payable  with  respect  to  any  Class  of
Certificates  after the Distribution  Date on which the Certificate  Principal Balance of such Certificate has been reduced to zero.

         (g)               If on any  Distribution  Date the  Available  Funds for the  Group  III  Senior
Certificates is less than the Accrued  Certificate  Interest on the related Senior  Certificates  for such
Distribution  Date prior to reduction  for Net Interest  Shortfalls  and the interest  portion of Realized
Losses,  the shortfall will be allocated to the holders of the Class of Senior  Certificates on a pro rata basis in accordance  with the amount of Accrued  Certificate  Interest for that  Distribution  Date absent such  shortfalls.  In addition,  the amount of any interest  shortfalls  will  constitute  unpaid  Accrued
Certificate  Interest and will be distributable  to holders of the  Certificates  entitled to such amounts on  subsequent  Distribution  Dates,  to the extent of the  applicable  Available  Funds  remaining  after current  interest  distributions  as required  herein.  Any such amounts so carried  forward will not bear interest.  Shortfalls  in  interest  payments  will  not  be  offset  by  a  reduction  in  the  servicing compensation  of the  Master  Servicer  or  otherwise,  except to the  extent of  applicable  Compensating
Interest Payments.

         (h)      The  expenses and fees of the Trust shall be paid by each of the 2006-8  REMICs,  to the extent that such expenses  relate to the assets of each of such  respective  2006-8 REMICs,  and all other expenses and fees of the Trust shall be paid pro rata by each of the 2006-8 REMICs.

         Section 6.03.     Allocation of Losses and  Subsequent  Recoveries  on the Group I  Certificates.
(a) On or prior to each  Determination  Date,  the  Master  Servicer  shall  determine  the  amount of any
Realized  Loss in respect of each Group I Mortgage  Loan that occurred  during the  immediately  preceding calendar month,  based on information  provided by the related Servicer.  Any Realized Losses with respect to the Group I  Mortgage  Loans  shall be  applied  on each  Distribution  Date  after  the  distributions provided for in Section 6.01, in reduction of the  Certificate  Principal  Balance of the Class or Classes
of Group I Certificates to the extent provided in the definition of Applied Realized Loss Amount.

         (b)      In  addition,  in the event that the Master  Servicer  or the  Securities  Administrator receives any  Subsequent  Recoveries  from a Servicer,  the Master  Servicer shall deposit such funds into the Distribution  Account pursuant to Section  4.01(c)(ii).  If, after taking into account such Subsequent
Recoveries,  the amount of a Realized Loss is reduced,  the amount of such  Subsequent  Recoveries will be applied to  increase  the  Certificate  Principal  Balance of the Class of Group I  Certificates  with the highest  payment  priority to which  Applied  Realized Loss Amounts have been  allocated,  but not by more than  the  amount  of  Applied  Realized  Loss  Amounts  previously  allocated  to that  Class  of Group I
Certificates.  The amount of any remaining Subsequent  Recoveries,  first, will be applied to sequentially increase the Certificate  Principal  Balance of the Group I  Certificates,  beginning with the Class I-A-1
Certificates and then the Class I-A-2 Certificates,  and then any remaining Subsequent  Recoveries will be applied to the Group I Subordinate  Certificates  starting with the Group I Subordinate  Certificate  with the highest  payment  priority,  in each case, up to the amount of such Applied  Realized Loss Amount,  to the extent not covered by Excess Spread and  Overcollateralization,  previously allocated to such Class or
Classes.  Notwithstanding  the  foregoing,  any  Subsequent  Recoveries  will be  allocated to the Group I
Senior  Certificates to the extent of any Applied  Realized Loss Amounts before being applied to the Group
I  Subordinate  Certificates.  Holders of such Group I  Certificates  will not be entitled to any payments in respect of Current  Interest on the amount of such increases for any Interest  Accrual Period preceding the  Distribution  Date on which  such  increase  occurs.  Any such  increases  shall  be  applied  to the
Certificate  Principal  Balance  of each  Group I  Certificate  of  such  Class  in  accordance  with  its respective Fractional Undivided Interest.

         Section 6.04.     Allocation of Losses and  Subsequent  Recoveries on the Group II  Certificates
and the Group III  Certificates.  (a) On or prior to each  Determination  Date, the Master  Servicer shall determine  the  amount of any  Realized  Loss in  respect  of each  Group II  Mortgage  Loan and Group III
Mortgage  Loan that  occurred  during the  immediately  preceding  calendar  month,  based on  information provided by the related Servicer.

         (b)      (i) With respect to any Group II  Certificates on any  Distribution  Date, the principal portion of each Realized Loss on a Group II Mortgage Loan shall be allocated as follows:

                  first,  to  the  Class II-B-6  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  second,  to the Class  II-B-5  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  third,  to the  Class  II-B-4  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  fourth,  to the Class  II-B-3  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  fifth,  to the  Class  II-B-2  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  sixth,  to the  Class  II-B-1  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero; and

                  seventh,  to the Class  II-A-2  Certificates  until the  Certificate  Principal  Balance thereof has been reduced to zero; and

                  eighth,  to the Class  II-A-1  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero.

                  (ii)  With  respect  to any  Group  III  Certificates  on  any  Distribution  Date,  the
principal portion of each Realized Loss on a Group III Mortgage Loan shall be allocated as follows:

                  first,  to the  Class III-B-6  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  second,  to the Class  III-B-5  Certificates  until the  Certificate  Principal  Balance thereof has been reduced to zero;

                  third,  to the Class  III-B-4  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  fourth,  to the Class  III-B-3  Certificates  until the  Certificate  Principal  Balance thereof has been reduced to zero;

                  fifth,  to the Class  III-B-2  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  sixth,  to the Class  III-B-1  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero; and

                  seventh,  to the Class III-A-2  Certificates  until the  Certificate  Principal  Balance thereof has been reduced to zero; and

                  eighth,  to the Class  III-A-1  Certificates  until the  Certificate  Principal  Balance thereof has been reduced to zero.

         (c)      Notwithstanding  the  foregoing  clause (b), no such  allocation  of any  Realized  Loss shall be made on a  Distribution  Date to any  Class of Group II  Certificates  to the  extent  that  such allocation would result in the reduction of the aggregate  Certificate  Principal Balances of all Group II
Certificates  in as of such  Distribution  Date,  after  giving  effect  to all  distributions  and  prior allocations  of Realized  Losses on the Group II Mortgage  Loans on such date,  to an amount less than the aggregate  Stated  Principal  Balance  of all of the  Group II  Mortgage  Loans as of the first day of the month of such Distribution Date (such limitation,  the "Loss Allocation Limitation").  Notwithstanding the
foregoing  clause (b), no such  allocation  of any Realized Loss shall be made on a  Distribution  Date to any Class of Group III  Certificates to the extent that such  allocation  would result in the reduction of the aggregate  Certificate  Principal  Balances of all Group III  Certificates in as of such  Distribution
Date, after giving effect to all  distributions  and prior allocations of Realized Losses on the Group III
Mortgage Loans on such date, to an amount less than the aggregate Stated  Principal  Balance of all of the
Group III  Mortgage  Loans as of the first day of the month of such  Distribution  Date (such  limitation, the "Loss Allocation Limitation").

         (d)      [Reserved.]

         (e)      Realized Losses shall be allocated on the  Distribution  Date in the month following the month in which such loss was incurred  and, in the case of the  principal  portion  thereof,  after giving effect to distributions made on such Distribution Date.

         (f)      On  each   Distribution   Date,  the  Securities   Administrator   shall  determine  the
Subordinate  Certificate  Writedown Amounts. Any Subordinate  Certificate  Writedown Amount shall effect a corresponding  reduction in the Certificate  Principal Balance of the Class II-B Certificates or the Class
III-B Certificates, as applicable, in the reverse order of their numerical Class designations.

         (g)      The applicable  Senior  Percentage of Net Interest  Shortfalls  will be allocated  among the Group II Senior  Certificates in proportion to the amount of Accrued  Certificate  Interest that would have been allocated thereto in the absence of such shortfalls.  The applicable  Subordinate  Percentage of
Net Interest  Shortfall  will be allocated  among the Group II Subordinate  Certificates  in proportion to the amount of Accrued  Certificate  Interest that would have been allocated thereto in the absence of such shortfalls.  The  interest  portion of any  Realized  Losses with  respect to the Group II Mortgage  Loans occurring on or prior to the Group II  Cross-Over  Date will be  allocated to the Class II-B  Certificates in inverse  order of their  numerical  Class designations.  Following the Group II  Cross-Over  Date,  the
interest  portion of Realized  Losses on the Group II  Mortgage  Loans will be  allocated  to the Group II
Senior Certificates on a pro rata basis in proportion to the amount of Accrued  Certificate  Interest that would  have been  allocated  thereto  in the  absence  of such  Realized  Losses.  The  applicable  Senior
Percentage  of Net  Interest  Shortfalls  will be  allocated  among the Group III Senior  Certificates  in proportion to the amount of Accrued  Certificate  Interest that would have been  allocated  thereto in the absence of such  shortfalls.  The  applicable  Subordinate  Percentage of Net Interest  Shortfall  will be allocated  among  the  Group  III  Subordinate  Certificates  in  proportion  to  the  amount  of  Accrued
Certificate  Interest  that  would have been  allocated  thereto in the  absence of such  shortfalls.  The interest  portion of any  Realized  Losses with respect to the Group III  Mortgage  Loans  occurring on or prior to the Group III  Cross-Over  Date will be  allocated  to the Class  III-B  Certificates  in inverse order of their  numerical  Class designations.  Following  the Group III  Cross-Over  Date,  the  interest portion of  Realized  Losses on the Group III  Mortgage  Loans will be  allocated  to the Group III Senior
Certificates  on a pro rata basis in proportion to the amount of Accrued  Certificate  Interest that would have been allocated thereto in the absence of such Realized Losses.

         (h)      In addition,  in the event that the Master Servicer  receives any Subsequent  Recoveries from a Servicer,  the Master Servicer shall deposit such funds into the  Distribution  Account pursuant to
Section 4.01(c)(ii).  If, after taking into account such Subsequent  Recoveries,  the amount of a Realized
Loss is reduced,  the amount of such  Subsequent  Recoveries  will be applied to increase the  Certificate
Principal  Balance of the related  Class of Group II  Subordinate  Certificates  or Group III  Subordinate
Certificates  with the highest payment  priority to which Realized Losses have been allocated,  but not by more than the  amount of  Realized  Losses  previously  allocated  to that  Class of Group II  Subordinate
Certificates  or Group III  Subordinate  Certificates,  as applicable,  pursuant to this Section 6.04. The amount of any remaining  Subsequent  Recoveries will be applied to  sequentially  increase the Certificate
Principal  Balance of the Group II Subordinate  Certificates  or Group III  Subordinate  Certificates,  as
applicable,  beginning with the related Class of Subordinate  Certificates  with the next highest  payment priority,  up to the  amount of such  Realized  Losses  previously  allocated  to such Class or Classes of
Certificates  pursuant to this  Section  6.04.  Holders of such  Certificates  will not be entitled to any payments in respect of current  interest on the amount of such  increases for any Interest  Accrual Period preceding the  Distribution  Date on which such increase  occurs.  Any such increases  shall be applied to the  Certificate  Principal  Balance of each  Subordinate  Certificate of such related Class in accordance with its respective Fractional Undivided Interest.

         Section 6.05.     Cross-Collateralization.  Notwithstanding  the foregoing,  on any  Distribution
Date on which  the  Certificate  Principal  Balance  of the  Group I  Subordinate  Certificates,  Group II
Subordinate  Certificates or Group III Subordinate  Certificates  have been reduced to zero and a Realized
Loss that is a Special Hazard Loss is to be allocated to the related Senior  Certificates,  such loss will be allocated among such Senior  Certificates  and the most  subordinate  outstanding  class of non-related
Subordinate Certificates on a pro rata basis, based on the Certificate Principal Balance thereof.

         Section 6.06.     Payments.  (a) On each  Distribution  Date,  other than the final  Distribution
Date,  the  Securities  Administrator  shall  distribute  to each  Certificateholder  of  record as of the immediately  preceding  Record  Date the  Certificateholder's  pro rata share of its  Class (based  on the aggregate  Fractional  Undivided  Interest  represented  by such  Holder's  Certificates)  of all  amounts required to be distributed on such  Distribution  Date to such Class. The Securities  Administrator  shall calculate  the  amount  to be  distributed  to each  Class  and,  based on such  amounts,  the  Securities
Administrator  shall  determine the amount to be  distributed  to each  Certificateholder.  The Securities
Administrator's  calculations of payments shall be based solely on information  provided to the Securities
Administrator  by the Master  Servicer.  The  Securities  Administrator  shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

         (b)      Payment  of the  above  amounts  to each  Certificateholder  shall  be made (i) by check mailed to each  Certificateholder  entitled thereto at the address  appearing in the Certificate  Register or (ii) upon  receipt by the  Securities  Administrator  on or before the fifth Business Day preceding the
Record Date of written  instructions from a  Certificateholder  by wire transfer to a United States dollar account  maintained by the payee at any United States depository  institution with appropriate  facilities for  receiving  such a wire  transfer;  provided,  however,  that the final  payment  in  respect  of each
Class of  Certificates will be made only upon  presentation and surrender of such respective  Certificates at the office or agency of the Securities  Administrator  specified in the notice to Certificateholders of such final payment.

         Section 6.07.     Statements  to  Certificateholders.  On each  Distribution  Date,  concurrently with each distribution to  Certificateholders,  the Securities  Administrator  shall make available to the parties hereto and each  Certificateholder,  via the Securities  Administrator's  internet  website as set forth  below,  the  following  information,  expressed  in the  aggregate  and as a  Fractional  Undivided
Interest  representing an initial  Certificate  Principal  Balance of $1,000,  or in the case of the Class
B-IO Certificates, an initial Notional Amount of $1,000:

         (a)      the  Certificate  Principal  Balance or Notional  Amount,  as applicable,  of each Class after giving effect (i) to all  distributions  allocable to principal on such  Distribution  Date and (ii)
the allocation of any Applied Realized Loss Amounts for such Distribution Date;

         (b)      the  amount  of  the  related  distribution  to  Holders  of  each  Class  allocable  to principal,  separately  identifying  (A)  the  aggregate  amount  of any  Principal  Prepayments  included therein,  (B) the  aggregate of all  scheduled  payments of principal  included  therein and (C) the Extra
Principal Distribution Amount (if any);

         (c)      the  Pass-Through  Rate for each applicable  Class of  Certificates  with respect to the current  Accrual Period,  and, if applicable,  whether such  Pass-Through  Rate was limited by the related
Net Rate Cap;

         (d)      the amount of such distribution to Holders of each Class allocable to interest;
         (e)      the  applicable  accrual  periods  dates  for  calculating   distributions  and  general
Distribution Dates;

         (f)      the total cash flows received and the general sources thereof;

         (g)      the amount,  if any, of fees or expenses  accrued and paid,  with an  identification  of the payee and the general  purpose of such fees  including the related  amount of the Servicing  Fees paid to or retained by the Master Servicer for the related Due Period;

         (h)      the amount of any Cap Contract Payment Amount payable to the Securities Administrator;

         (i)      with respect to each Loan Group,  the amount of such  distribution  to each  Certificate allocable  to  interest  and,  with  respect to the Group I  Certificates,  the portion  thereof,  if any, provided by the Cap Contract;

         (j)      the Interest  Carry Forward  Amount and any Basis Risk  Shortfall  Carry Forward  Amount
for each Class of Certificates;

         (k)      with respect to each Loan Group,  the aggregate of the Stated  Principal  Balance of (A)
all of the Mortgage  Loans and (B) the  Adjustable  Rate Mortgage  Loans,  for the following  Distribution
Date;

         (l)      the number and  Outstanding  Principal  Balance of the Mortgage Loans in each Loan Group that were  Delinquent  (exclusive of any Mortgage Loan in  foreclosure)  in respect of which using the OTS method  of  calculation  (A)  one  Scheduled  Payment  is  Delinquent,  (B)  two  Scheduled  Payments  are
Delinquent,  (C) three or more  Scheduled  Payments are Delinquent and (D)  foreclosure  proceedings  have been  commenced,  in each case as of the close of business on the last day of the calendar month preceding such  Distribution  Date and  separately  identifying  such  information  for the (1) first lien  Mortgage
Loans, (2) second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans, in each such Loan Group;

         (m)      with  respect  to each Loan  Group,  the  amount of  Monthly  Advances  included  in the distribution on such Distribution Date (including the general purpose of such Monthly Advances);

         (n)      with  respect  to each Loan  Group,  the  cumulative  amount of  Applied  Realized  Loss
Amounts to date;

         (o)      if  applicable,  material  modifications,  extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the prior calendar month or that have become material over time;

         (p)      with  respect  to each  Loan  Group  and with  respect  to any  Mortgage  Loan  that was liquidated  during the prior calendar month, the loan number and aggregate  Stated  Principal  Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the  Determination  Date preceding such Distribution Date;

         (q)      with  respect to each Loan Group,  the total  number and  principal  balance of any real estate  owned or REO  Properties  as of the  close of  business  on the  last  day of the  calendar  month preceding such Distribution Date;

         (r)      with  respect  to each Loan  Group,  the three  month  rolling  average  of the  percent equivalent  of a  fraction,  the  numerator  of which is the  aggregate  Stated  Principal  Balance of the
Mortgage  Loans  that  are 60 days or more  Delinquent  (in  respect  of which  using  the OTS  method  of calculation)  or are in bankruptcy or foreclosure or are REO  Properties,  and the denominator of which is the  aggregate  Stated  Principal  Balance  of all of the  Mortgage  Loans in each case as of the close of business  on the  last  day of  the  calendar  month  preceding  such  Distribution  Date  and  separately identifying  such  information  for the (1) first lien Mortgage  Loans,  and (2) Adjustable  Rate Mortgage
Loans;

         (s)      the  Realized  Losses  during the related  calendar  month and the  cumulative  Realized
Losses through the end of the preceding month;

         (t)      whether a Trigger Event exists;

         (u)      updated pool  composition  data including the following with respect to each Loan Group:
weighted average mortgage rate and weighted average remaining term;

         (v)      [Reserved];

         (w)      [Reserved];

         (x)      the special hazard amount,  fraud loss amount and bankruptcy  amount, if applicable,  as of the close of  business  on the  applicable  Distribution  Date and a  description  of any change in the calculation of these amounts; and

         (y)      the amount of the  distribution  made on such  Distribution  Date to the  Holders of the
Class I-XP Certificates  allocable to Prepayment  Charges for the Group I Mortgage Loans and the amount of the distribution made on such Distribution Date to the Holders of the Class II-XP  Certificates  allocable to Prepayment Charges for the Group II Mortgage Loans.

         The   Depositor   covenants   that  if  there  is  a   material   change  in  the   solicitation,
credit-granting,   underwriting,   origination,   acquisition  or  Mortgage  Loan  selection  criteria  or
procedures,  as  applicable,  used to originate,  acquire or select  Mortgage  Loans for the Trust Fund it will notify the  Securities  Administrator  five calendar days before each  Distribution  Date,  and if no such notification  occurs,  the Securities  Administrator has no obligation to report with respect to (y).
The Depositor  covenants to the Securities  Administrator that there will be no new issuance of securities backed by the same asset pool, so the Securities  Administrator  will only be responsible in (x) above for reporting any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund.

         The  information  set forth above shall be  calculated  or  reported,  as the case may be, by the
Securities  Administrator,  based solely on, and to the extent of, information  provided to the Securities
Administrator   and  the  Master   Servicer  by  the  Servicer  and  the   Counterparty.   The  Securities
Administrator  may conclusively  rely on such information and shall not be required to confirm,  verify or recalculate any such information.

         The  Securities  Administrator  may make  available  each month,  to any  interested  party,  the monthly statement to Certificateholders  via the Securities  Administrator's  website initially located at
"www.ctslink.com."   Assistance  in  using  the  website  can  be  obtained  by  calling  the   Securities
Administrator's  customer  service  desk at (301)  815-6600.  Parties  that are  unable  to use the  above distribution  option are  entitled to have a paper copy mailed to them via first class mail by calling the
Securities  Administrator's  customer  service desk and  indicating  such.  The  Securities  Administrator shall have the right to change the way such  reports are  distributed  in order to make such  distribution more convenient  and/or more  accessible to the parties,  and the Securities  Administrator  shall provide timely and adequate notification to all parties regarding any such change.

         Within a reasonable  period of time after the end of the  preceding  calendar  year  beginning in
2008, the Securities  Administrator  will furnish a report to each Holder of the Certificates of record at any time during the prior  calendar  year as to the aggregate of amounts  reported  pursuant to subclauses
(a)(i) and (a)(ii) above with respect to the  Certificates,  plus  information  with respect to the amount of servicing  compensation  and such other  customary  information  as the  Securities  Administrator  may determine to be necessary  and/or to be required by the Internal  Revenue Service or by a federal or state law or rules or  regulations  to enable such Holders to prepare their tax returns for such calendar  year.
Such  obligations  shall be deemed to have been  satisfied  to the extent  that  substantially  comparable
information  shall  be  provided  by  the  Securities   Administrator  or  the  Trustee  pursuant  to  the
requirements of the Code.

         Section 6.08.     Monthly  Advances.  If the  related  Servicer  was  required  to make a Monthly
Advance pursuant to the related  Servicing  Agreement and fails to make any required  Monthly Advance,  in whole or in part, the Master Servicer,  as successor  servicer,  or any other successor servicer appointed by it, will  deposit in the  Distribution  Account not later than the  Distribution  Account  Deposit Date immediately  preceding  the  related  Distribution  Date an amount  equal to such  Monthly  Advance to the extent not  otherwise  paid by the related  Servicer,  net of the  Servicing  Fee for such  Mortgage  Loan except to the extent the Master  Servicer  determines  any such  advance to be a  Nonrecoverable  Advance.
Subject to the  foregoing,  the Master  Servicer,  as  successor  servicer,  shall  continue  to make such advances  through the date that the related  Servicer is required to do so under its Servicing  Agreement;
provided,  however,  that if the Master Servicer deems an advance to be a Nonrecoverable  Advance,  on the
Distribution  Account  Deposit Date,  the Master  Servicer shall not be obligated to make such advance and shall present an Officer's  Certificate to the Trustee  (i) stating that the Master Servicer elects not to make a Monthly  Advance in a stated  amount  and  (ii) detailing  the reason it deems the  advance to be a
Nonrecoverable Advance.

         Notwithstanding  the  foregoing,  the Master  Servicer  shall not be required to make any Monthly
Advances  that Wells  Fargo,  as  Servicer,  was  required to make  pursuant to the Wells Fargo  Servicing
Agreement  and failed to do so. In the event that Wells  Fargo as Servicer  or the Master  Servicer  fails to  make a  required  Monthly  Advance,  the  Trustee,  as  successor  servicer  or  master  servicer,  as applicable,  shall be required to remit the amount of such Monthly Advance to the Distribution  Account in accordance  with and  subject  to the terms of this  Agreement  (including  its  rights  of  reimbursement hereunder).

         Section 6.09.     Compensating  Interest  Payments.  The  Master  Servicer  shall  deposit in the
Distribution  Account not later than each Distribution  Account Deposit Date an amount equal to the lesser of  (i) the  sum of the  aggregate  amounts  required  to be paid by the  Servicers  under  the  Servicing
Agreements  with respect to subclauses  (a) and (b) of the  definition of Interest  Shortfall with respect to the Mortgage  Loans for the related  Distribution  Date,  and not so paid by the related  Servicers and
(ii) the  Master  Servicer  Compensation  for such  Distribution  Date  (such  amount,  the  "Compensating
Interest  Payment").  The Master Servicer shall not be entitled to any  reimbursement  of any Compensating
Interest Payment.

         Section 6.10.     Distributions on REMIC Regular  Interests.  (a) On each Distribution  Date, the
Securities  Administrator  shall be  deemed to  distribute  to the  Trustee,  on behalf of REMIC IV as the holder of the REMIC I Regular  Interests,  REMIC II Regular  Interests  and REMIC III  Regular  Interests,
those  portions  of the  REMIC  I  Distribution  Amount  not  designated  to  Component  I of the  Class R
Certificates,  in the amounts and in accordance  with the  priorities set forth in the definition of REMIC
I Distribution  Amount,  those portions of the REMIC II Distribution Amount not designated to Component II of the Class R  Certificates,  in the  amounts  and in  accordance  with the  priorities  set forth in the definition of REMIC II  Distribution  Amount and those portions of the REMIC III  Distribution  Amount not designated  to  Component  III of the Class R  Certificates,  in the  amounts and in  accordance  with the priorities set forth in the definition of REMIC III Distribution Amount.

         (b)      On each Distribution  Date, the Securities  Administrator  shall be deemed to distribute the REMIC IV  Distribution  Amount to:  (i) the  holders of the  Certificates  (other  than the Class B-IO
Certificates),  as the holders of the REMIC IV  Interests  (other than REMIC IV Regular  Interests  B-IO-I and B-IO-P) and (ii) itself on behalf of REMIC V, as the holder of REMIC IV Regular  Interests  B-IO-I and
B-IO-P,  in the amounts and in  accordance  with the  priorities  set forth in the  definition of REMIC IV
Distribution Amount.

         (c)      On each Distribution  Date, the Securities  Administrator  shall be deemed to distribute to the holder of the Class B-IO Certificates,  as the holder of the REMIC V Regular Interest,  the amounts set forth in the definition of REMIC V Distribution Amount.

         (d)      Notwithstanding  the deemed  distributions on the REMIC Regular  Interests  described in this Section 6.10,  distributions of funds from the Distribution  Account shall be made only in accordance with Sections 6.01 and 6.02.

                                               ARTICLE VII

                                           The Master Servicer

         Section 7.01.     Liabilities  of the Master  Servicer.  The Master  Servicer  shall be liable in accordance herewith only to the extent of the obligations  specifically  imposed upon and undertaken by it herein.

         Section 7.02.     Merger or Consolidation  of the Master  Servicer.  (a) The Master Servicer will keep in full force and effect its  existence,  rights and  franchises as a  corporation  under the laws of the state of its  incorporation,  and will  obtain and  preserve  its  qualification  to do  business as a foreign  corporation in each jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this Agreement,  the Certificates or any of the Mortgage Loans and to
perform its duties under this Agreement.

         (b)      Any  Person  into  which the  Master  Servicer  may be merged  or  consolidated,  or any corporation  resulting from any merger or  consolidation to which the Master Servicer shall be a party, or any Person  succeeding  to the  business  of the Master  Servicer,  shall be the  successor  of the Master
Servicer  hereunder,  without  the  execution  or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03.     Indemnification  of the  Trustee,  the  Master  Servicer  and the  Securities
Administrator.  (a) The Master  Servicer  agrees to  indemnify  the  Indemnified  Persons for, and to hold them harmless against, any loss,  liability or expense (including  reasonable legal fees and disbursements of counsel)  incurred on their part that may be sustained in connection with,  arising out of, or relating to, any claim or legal action  (including  any pending or threatened  claim or legal  action)  relating to this Agreement,  the Servicing Agreements,  the Assignment Agreements or the Certificates or the powers of attorney  delivered by the Trustee hereunder  (i) related to the Master Servicer's  failure to perform its duties in  compliance  with this  Agreement  (except  as any such  loss,  liability  or  expense  shall be otherwise  reimbursable  pursuant to this Agreement) or (ii) incurred  by reason of the Master  Servicer's willful  misfeasance,  bad faith or gross  negligence in the performance of duties  hereunder or by reason of reckless  disregard of obligations and duties hereunder,  provided,  in each case, that with respect to any such claim or legal action (or pending or threatened  claim or legal  action),  the Trustee shall have given the Master Servicer and the Depositor  written notice thereof  promptly after a Responsible  Officer of the  Trustee  shall have with  respect to such claim or legal  action  actual  knowledge  thereof.  The
Trustee's  failure  to give any such  notice  shall not  affect  the  Trustee's  right to  indemnification hereunder,  except to the extent the Master  Servicer is  materially  prejudiced  by such  failure to give notice.  This indemnity  shall survive the  resignation or removal of the Trustee,  Master Servicer or the
Securities Administrator and the termination of this Agreement.

         (b)      The Trust  Fund will  indemnify  any  Indemnified  Person  for any  loss,  liability  or expense  (including  reasonable  legal fees and  disbursements  of counsel) of any Indemnified  Person not otherwise covered by the Master Servicer's indemnification pursuant to Section  7.03(a).

         Section 7.04.     Limitations  on  Liability of the Master  Servicer  and Others.  Subject to the
obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

         (a)      Neither the Master Servicer nor any of the directors,  officers,  employees or agents of the Master  Servicer shall be under any liability to the  Indemnified  Persons,  the Depositor,  the Trust
Fund or the  Certificateholders  for taking any action or for  refraining  from  taking any action in good faith  pursuant to this  Agreement,  or for errors in judgment;  provided,  however,  that this  provision shall  not  protect  the  Master  Servicer  or any  such  Person  against  any  breach  of  warranties  or representations  made herein or any liability  which would otherwise be imposed by reason of such Person's willful  misfeasance,  bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         (b)      The  Master  Servicer  and any  director,  officer,  employee  or  agent  of the  Master
Servicer may rely in good faith on any document of any kind prima facie  properly  executed and  submitted by any Person respecting any matters arising hereunder.

         (c)      The Master Servicer, the Custodian and any director,  officer,  employee or agent of the
Master Servicer or the Custodian  shall be indemnified by the Trust and held harmless  thereby against any loss,  liability or expense  (including  reasonable legal fees and  disbursements of counsel)  incurred on their part that may be sustained  in  connection  with,  arising out of, or related to, any claim or legal action  (including  any pending or  threatened  claim or legal  action)  relating to this  Agreement,  the
Certificates or any Servicing  Agreement  (except to the extent that the Master Servicer is indemnified by the  Servicer  thereunder),  other than  (i) any  such loss,  liability  or expense  related to the Master
Servicer's  failure to perform  its duties in  compliance  with this  Agreement  (except as any such loss, liability or expense shall be otherwise  reimbursable  pursuant to this Agreement),  or to the Custodian's failure  to perform  its duties  under the  Custodial  Agreement,  respectively,  or  (ii) any  such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's  willful  misfeasance, bad faith or gross  negligence in the  performance of duties  hereunder or under the Custodial  Agreement, as  applicable,  or by reason of reckless  disregard  of  obligations  and duties  hereunder  or under the
Custodial Agreement, as applicable.

         (d)      The  Master  Servicer  shall not be under any  obligation  to appear  in,  prosecute  or defend any legal  action  that is not  incidental  to its  duties  under  this  Agreement  and that in its opinion may involve it in any expense or  liability;  provided,  however,  the Master  Servicer may in its discretion,  with  the  consent  of the  Trustee  (which  consent  shall  not be  unreasonably  withheld), undertake  any such action which it may deem  necessary or desirable  with respect to this  Agreement  and the rights and duties of the parties  hereto and the  interests of the  Certificateholders  hereunder.  In such event,  the legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs and  liabilities  of the Trust  Fund,  and the Master  Servicer  shall be  entitled to be reimbursed  therefor  out of the  Distribution  Account  as  provided  by  Section 4.05.  Nothing  in this
Section  7.04(d) shall affect the Master  Servicer's  obligation to supervise,  or to take such actions as are necessary to ensure,  the  servicing  and  administration  of the Mortgage  Loans  pursuant to Section
3.01(a).

         (e)      In taking or  recommending  any  course of action  pursuant  to this  Agreement,  unless specifically  required to do so pursuant to this  Agreement,  the Master Servicer shall not be required to investigate or make  recommendations  concerning  potential  liabilities  which the Trust might incur as a result of such course of action by reason of the  condition  of the  Mortgaged  Properties  but shall give notice to the Trustee if it has notice of such potential liabilities.

         (f)      The Master  Servicer  shall not be liable  for any acts or  omissions  of any  Servicer, except as otherwise expressly provided herein.

         Section 7.05.     Master Servicer Not to Resign.  Except as provided in Section 7.07,  the Master
Servicer  shall  not  resign  from  the  obligations  and  duties  hereby  imposed  on it  except  upon  a determination  that any such duties  hereunder are no longer  permissible  under  applicable  law and such impermissibility  cannot be  cured.  Any such  determination  permitting  the  resignation  of the  Master
Servicer shall be evidenced by an Opinion of Independent  Counsel  addressed to the Trustee to such effect delivered to the Trustee.  No such  resignation by the Master  Servicer shall become  effective  until the
Company or the  Trustee or a  successor  to the Master  Servicer  reasonably  satisfactory  to the Trustee shall have  assumed  the  responsibilities  and  obligations  of the Master  Servicer in  accordance  with
Section 8.02  hereof.  The Trustee shall notify the Rating  Agencies upon its receipt of written notice of the resignation of the Master Servicer.

         Section 7.06.     Successor  Master   Servicer.   In  connection  with  the  appointment  of  any
successor  Master  Servicer or the  assumption  of the duties of the Master  Servicer,  the Company or the
Trustee  may make  such  arrangements  for the  compensation  of such  successor  master  servicer  out of payments on the Mortgage  Loans as the Company or the Trustee and such  successor  master  servicer  shall agree.  If the  successor  master  servicer  does not agree that such market  value is a fair price,  such successor  master  servicer  shall  obtain two  quotations  of market  value from third  parties  actively
engaged  in  the  servicing  of  single-family   mortgage  loans.   Notwithstanding  the  foregoing,   the
compensation  payable to a successor  master  servicer  may not exceed the  compensation  which the Master
Servicer  would  have been  entitled  to retain if the  Master  Servicer  had  continued  to act as Master
Servicer hereunder.

         Section 7.07.     Sale and  Assignment  of Master  Servicing.  The Master  Servicer  may sell and assign its rights and delegate its duties and  obligations  in its entirety as Master  Servicer under this
Agreement  and the  Company  may  terminate  the  Master  Servicer  without  cause and select a new Master
Servicer;  provided,  however,  that:  (i) the  purchaser or  transferee  accepting  such  assignment  and delegation  (a) shall be a Person  which shall be qualified  to service  mortgage  loans for Fannie Mae or
Freddie Mac; (b) shall have a net worth of not less than $10,000,000  (unless  otherwise  approved by each
Rating Agency  pursuant to clause  (ii) below);  (c) shall be reasonably  satisfactory  to the Trustee (as evidenced  in a writing  signed by the  Trustee);  and (d) shall  execute  and  deliver to the  Trustee an agreement,  in form and substance reasonably  satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual  performance  and  observance  of each  covenant  and  condition to be performed or observed by it as master  servicer  under this  Agreement,  any custodial  agreement from and after the effective date of such  agreement;  (ii) each  Rating Agency shall be given prior written notice of the identity of the proposed  successor to the Master  Servicer and each Rating  Agency's rating of the
Certificates in effect  immediately prior to such assignment,  sale and delegation will not be downgraded, qualified or withdrawn as a result of such  assignment,  sale and delegation,  as evidenced by a letter to such effect  delivered  to the Master  Servicer  and the Trustee (at the expense of the Master  Servicer);
(iii) the  Master  Servicer  assigning  and selling the master  servicing  shall deliver to the Trustee an
Officer's  Certificate and an Opinion of Independent  Counsel addressed to the Trustee,  each stating that all  conditions  precedent  to such action under this  Agreement  have been  completed  and such action is permitted by and complies with the terms of this  Agreement;  and (iv) in the event the Master Servicer is terminated  without  cause by the  Company,  the  Company  shall  pay the  terminated  Master  Servicer  a termination  fee equal to 0.25% of the aggregate  Stated  Principal  Balance of the Mortgage  Loans at the
time the master  servicing of the Mortgage  Loans is  transferred  to the successor  Master  Servicer.  No such assignment or delegation  shall affect any rights or liability of the Master  Servicer  arising prior to the effective date thereof.

                                               ARTICLE VIII

                                                 Default

         Section 8.01.     Events of Default.  "Event of Default," wherever used herein,  means any one of the following  events  (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary  or be effected by operation of law or pursuant to any judgment,  decree or order of any court or any order,  rule or regulation of any  administrative  or  governmental  body) and only with respect to the defaulting Master Servicer:

         (a)      The Master  Servicer  fails to cause to be  deposited  in the  Distribution  Account any amount so required to be deposited  pursuant to this Agreement  (other than a Monthly  Advance),  and such failure  continues  unremedied  for a period of three  Business  Days  after the date upon  which  written notice of such failure,  requiring the same to be remedied,  shall have been given to the Master Servicer;
or

         (b)      The Master  Servicer  fails to observe or  perform  in any  material  respect  any other material  covenants and agreements set forth in this Agreement to be performed by it, which  covenants and agreements materially affect the rights of  Certificateholders,  and such failure continues unremedied for a period of 60 days after the date on which written  notice of such failure,  properly  requiring the same to be  remedied,  shall have been given to the Master  Servicer by the  Trustee or to the Master  Servicer
and the Trustee by the Holders of Certificates  evidencing  Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

         (c)      There is entered  against the Master  Servicer a decree or order by a court or agency or supervisory  authority having jurisdiction in the premises for the appointment of a conservator,  receiver or liquidator in any  insolvency,  readjustment  of debt,  marshaling of assets and liabilities or similar proceedings,  or for the winding up or liquidation of its affairs,  and the continuance of any such decree or order is  unstayed  and in effect  for a period  of 60  consecutive  days,  or an  involuntary  case is commenced against the Master Servicer under any applicable  insolvency or  reorganization  statute and the petition is not dismissed within 60 days after the commencement of the case; or

         (d)      The Master  Servicer  consents  to the  appointment  of a  conservator  or  receiver  or liquidator  in any  insolvency,  readjustment  of debt,  marshaling of assets and  liabilities  or similar proceedings  of or relating to the Master  Servicer or  substantially  all of its property;  or the Master
Servicer  admits in writing its inability to pay its debts  generally as they become due, files a petition to take  advantage of any applicable  insolvency or  reorganization  statute,  makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

         (e)      The Master  Servicer  assigns or delegates its duties or rights under this  Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07;

         (f)      The Master  Servicer  fails to comply with Section 3.16,  Section 3.17 and Section 3.18;
or

         (g)      The Master  Servicer  fails to cause to be deposited,  in the  Distribution  Account any
Monthly  Advance  (other  than  a  Nonrecoverable  Advance)  by  5:00  p.m.  New  York  City  time  on the
Distribution Account Deposit Date.

         In each and every  such  case,  so long as such  Event of  Default  with  respect  to the  Master
Servicer  shall not have been  remedied,  either the  Trustee or the  Holders of  Certificates  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the  principal  of the Trust Fund,  by notice in writing to the Master  Servicer (and to the Trustee if given by such  Certificateholders),  with a copy to the Rating  Agencies,  and with the consent of the Company,  may terminate all of the rights and obligations  (but not the  liabilities)  of the Master  Servicer  under this  Agreement  and in and to the
Mortgage  Loans and/or the REO Property  serviced by the Master  Servicer and the proceeds  thereof.  Upon the receipt by the Master Servicer of the written  notice,  all authority and power of the Master Servicer under this  Agreement,  whether with respect to the  Certificates,  the  Mortgage  Loans,  REO Property or
under any other  related  agreements  (but only to the  extent  that such other  agreements  relate to the
Mortgage Loans or related REO Property)  shall,  subject to Section 3.17 and  Section 8.02,  automatically and without  further  action pass to and be vested in the Trustee,  in its  capacity as  successor  Master
Servicer,  pursuant to this  Section 8.01  (and,  with respect to an Event of Default  resulting  from the
Master  Servicer's  failure to comply with Section 3.17,  such power and authority of the Master  Servicer shall,  subject to Section 8.02,  automatically  and without  further  action pass to and be vested in the successor  Master Servicer  appointed by the Depositor);  and,  without  limitation,  the Trustee,  in its capacity as successor Master  Servicer,(or such successor Master Servicer  appointed by the Depositor,  as the case may be), is hereby  authorized  and  empowered  to execute and  deliver,  on behalf of the Master
Servicer as  attorney-in-fact  or  otherwise,  any and all documents  and other  instruments  and to do or accomplish  all other acts or things  necessary  or  appropriate  to effect the purposes of such notice of termination,  whether to complete the transfer and  endorsement  or assignment  of the Mortgage  Loans and related  documents,  or  otherwise.  The Master  Servicer  agrees to cooperate  with the  Trustee,  in its capacity as successor  Master Servicer (or such successor Master Servicer  appointed by the Depositor,  as the case  may  be),  in  effecting  the  termination  of the  Master  Servicer's  rights  and  obligations hereunder,  including,  without  limitation,  the  transfer to the  Trustee,  in its capacity as successor
Master  Servicer (or such successor  Master Servicer  appointed by the Depositor,  as the case may be), of
(i) the  property  and amounts  which are then or should be part of the Trust or which  thereafter  become part of the  Trust;  and  (ii) originals  or copies of all  documents  of the Master  Servicer  reasonably requested  by the  Trustee,  in its  capacity as  successor  Master  Servicer  (or such  successor  Master
Servicer  appointed by the  Depositor,  as the case may be), to enable it to assume the Master  Servicer's duties thereunder.  In addition to any other amounts which are then, or,  notwithstanding  the termination of its activities  under this  Agreement,  may become payable to the Master Servicer under this Agreement, the Master  Servicer  shall be entitled to  receive,  out of any amount  received on account of a Mortgage
Loan  or  related  REO  Property,  that  portion  of  such  payments  which  it  would  have  received  as reimbursement  under this Agreement if notice of termination  had not been given.  The  termination of the rights and  obligations  of the Master  Servicer shall not affect any  obligations  incurred by the Master
Servicer prior to such termination.

         Notwithstanding  the  foregoing,  if  an  Event  of  Default  described  in  clause  (g) of  this
Section 8.01  shall occur,  the Trustee shall, by notice in writing to the Master  Servicer,  which may be delivered by telecopy,  immediately  terminate all of the rights and  obligations  of the Master  Servicer thereafter  arising  under  this  Agreement,  but  without  prejudice  to  any  rights  it may  have  as a
Certificateholder  or to  reimbursement  of Monthly  Advances and other advances of its own funds, and the
Trustee,  in its capacity as successor  Master Servicer (or such successor  Master  Servicer  appointed by the Depositor,  as the case may be), shall act as provided in  Section 8.02 to carry out the duties of the
Master  Servicer,  including  the  obligation to make any Monthly  Advance the  nonpayment of which was an
Event of Default described in clause (g) of this  Section 8.01.  Any such action taken by the Trustee,  in its capacity as successor Master Servicer (or such successor  Master Servicer  appointed by the Depositor, as the case may be), must be prior to the distribution on the relevant Distribution Date.

         Section 8.02.     Successor  to Act;  Appointment  of  Successor.  (a)  Upon the  receipt  by the
Master Servicer of a notice of termination  pursuant to Section 8.01 or an Opinion of Independent  Counsel
pursuant to  Section 7.05  to the effect that the Master  Servicer is legally unable to act or to delegate its duties to a Person  which is legally able to act,  the  Trustee,  in its capacity as successor  Master
Servicer  (and,  with  respect to an Event of Default  resulting  from the  Master  Servicer's  failure to comply with Section 3.17, the successor  Master  Servicer  appointed by the Depositor  pursuant to Section
3.17),  shall  automatically  become the successor in all respects to the Master  Servicer in its capacity under this Agreement and the  transactions  set forth or provided for herein and shall thereafter have all of the  rights  and  powers of,  and be  subject  to all the  responsibilities,  duties,  liabilities  and limitations on  liabilities  relating  thereto  placed on the Master  Servicer by the terms and provisions hereof;  provided,  however,  that the Company shall have the right to either (a)  immediately  assume the duties of the Master Servicer or (b) select a successor Master Servicer;  provided further,  however, that the Trustee,  in its  capacity as  successor  Master  Servicer  (and,  with respect to an Event of Default resulting from the Master  Servicer's  failure to comply with Section 3.17, the successor  Master Servicer appointed by the Depositor  pursuant to Section 3.17),  shall have no obligation  whatsoever  with respect to any liability  (other than advances deemed  recoverable and not previously made) incurred by the Master
Servicer at or prior to the time of termination.  As compensation  therefor,  but subject to Section 7.06, the Trustee,  in its  capacity as  successor  Master  Servicer  (and,  with respect to an Event of Default resulting from the Master  Servicer's  failure to comply with Section 3.17, the successor  Master Servicer appointed by the Depositor  pursuant to Section 3.17),  shall be entitled to compensation which the Master
Servicer  would have been  entitled  to retain if the Master  Servicer  had  continued  to act  hereunder, except for those  amounts due the Master  Servicer as  reimbursement  permitted  under this  Agreement for advances  previously made or expenses  previously  incurred.  Notwithstanding  the above, the Trustee,  in its capacity as successor  Master  Servicer  (or, with respect to an Event of Default  resulting  from the
Master  Servicer's  failure to comply with Section 3.17, the successor  Master  Servicer  appointed by the
Depositor  pursuant to Section 3.17),  may, if it shall be unwilling so to act, or shall, if it is legally unable so to act,  appoint or  petition a court of  competent  jurisdiction  to appoint,  any  established housing and home finance  institution which is a Fannie Mae- or Freddie  Mac-approved  servicer,  and with respect to a successor to the Master Servicer only,  having a net worth of not less than  $10,000,000,  as the  successor  to  the  Master  Servicer  hereunder  in  the  assumption  of  all  or  any  part  of  the responsibilities,  duties or liabilities of the Master Servicer hereunder;  provided, that the Trustee, in its capacity as successor  Master  Servicer  (or, with respect to an Event of Default  resulting  from the
Master  Servicer's  failure to comply with Section 3.17, the successor  Master  Servicer  appointed by the
Depositor  pursuant to Section 3.17),  shall obtain a letter from each Rating Agency that the ratings,  if any, on each of the  Certificates  will not be lowered as a result of the  selection  of the  successor to the Master Servicer.  Pending  appointment of a successor to the Master Servicer  hereunder,  the Trustee, in its capacity as successor  Master  Servicer,  shall act (other than with respect to an Event of Default resulting  from the Master  Servicer's  failure to comply with Section  3.17, in which event the successor appointed by the Depositor  shall act) in such capacity as hereinabove  provided.  In connection with such appointment  and  assumption,  the  Trustee  may  make  such  arrangements  for the  compensation  of such successor out of payments on the Mortgage Loans as it and such successor shall agree;  provided,  however, that the  provisions of Section 7.06 shall apply,  the  compensation  shall not be in excess of that which the Master  Servicer  would have been entitled to if the Master  Servicer had continued to act  hereunder, and that such successor shall  undertake and assume the obligations of the Trustee to pay  compensation to any third Person acting as an agent or  independent  contractor  in the  performance  of master  servicing responsibilities  hereunder.  The Trustee and such successor shall take such action,  consistent with this
Agreement, as shall be necessary to effectuate any such succession.

         (b)      If the  Trustee  shall  succeed  to any  duties of the Master  Servicer  respecting  the
Mortgage  Loans as  provided  herein,  it shall do so in a separate  capacity  and not in its  capacity as
Trustee  and,  accordingly,  the  provisions  of Article IX shall be  inapplicable  to the  Trustee in its duties as the  successor to the Master  Servicer in the  servicing of the Mortgage  Loans  (although  such provisions  shall continue to apply to the Trustee in its capacity as Trustee);  the provisions of Article
VII, however, shall apply to it in its capacity as successor Master Servicer.

         The  costs  and  expenses  of the  Trustee  in  connection  with the  termination  of the  Master
Servicer,  the appointment of a successor  Master Servicer and, if applicable,  any transfer of servicing, including,  without  limitation,  all costs and  expenses  associated  with the  complete  transfer of all servicing data and the  completion,  correction or  manipulation of such servicing data as may be required by the Trustee to correct any errors or  insufficiencies  in the servicing data or otherwise to enable the
Trustee or the successor  Master Servicer to service the Mortgage Loans properly and  effectively,  to the extent not paid by the terminated  Master  Servicer,  shall be payable to the Trustee  pursuant to Section
9.05. Any successor to the Master  Servicer  acting as successor  servicer  under any Servicing  Agreement shall give notice to the  applicable  Mortgagors of such change of servicer and shall,  during the term of its  service  as  successor  Master  Servicer  maintain  in force the policy or  policies  that the Master
Servicer is required to maintain pursuant to Section 3.04.

         Section 8.03.     Notification  to  Certificateholders.  Upon any termination or appointment of a successor to the Master  Servicer,  the Trustee shall give prompt written notice thereof to the Securities
Administrator  or, if the Securities  Administrator  is terminated or resigns upon the  termination of the
Master  Servicer,  the  successor  securities  administrator,  and  the  Securities  Administrator  or the successor  securities  administrator  shall give prompt written notice thereof to the Rating  Agencies and the Certificateholders at their respective addresses appearing in the Certificate Register.

         Section 8.04.     Waiver of  Defaults.  The  Trustee  shall  transmit  by mail to the  Securities
Administrator,  who shall give prompt  written notice  thereof to all  Certificateholders,  within 60 days after the  occurrence  of any Event of Default  actually  known to a  Responsible  Officer of the Trustee, unless  such Event of Default  shall have been cured,  notice of each such Event of  Default.  The Holders of  Certificates  evidencing  Fractional  Undivided  Interests  aggregating not less than 51% of the Trust
Fund  may,  on  behalf  of all  Certificateholders,  waive  any  default  by the  Master  Servicer  in the performance of its obligations hereunder and the consequences  thereof,  except a default in the making of or the  causing to be made any  required  distribution  on the  Certificates,  which  default  may only be waived by Holders of  Certificates  evidencing  Fractional  Undivided  Interests  aggregating  100% of the
Trust Fund.  Upon any such waiver of a past default,  such default shall be deemed to cease to exist,  and any Event of Default  arising  therefrom shall be deemed to have been timely remedied for every purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default or impair any right consequent  thereon  except to the extent  expressly so waived.  The Securities  Administrator  shall give notice of any such waiver to the Trustee and the Rating Agencies.

         Section 8.05.     List  of   Certificateholders.   Upon   written   request   of  three  or  more
Certificateholders  of record,  for purposes of communicating with other  Certificateholders  with respect to their rights under this Agreement,  the Securities  Administrator  will afford such  Certificateholders access  during  business  hours to the  most  recent  list of  Certificateholders  held by the  Securities
Administrator.

         Section 8.06.     Duties of Trustee and Securities  Administrator.  (a) The Trustee, prior to the occurrence  of an Event of Default and after the curing or waiver of all Events of Default  which may have occurred,  and the Securities  Administrator each undertake to perform such duties and only such duties as are  specifically  set forth in this Agreement as duties of the Trustee and the Securities  Administrator, respectively.  If an Event of Default has  occurred  and has not been cured or waived,  the Trustee  shall exercise  such of the rights and powers  vested in it by this  Agreement,  and subject to  Section 8.02(b)
use the same degree of care and skill in their  exercise,  as a prudent  person would  exercise  under the circumstances in the conduct of his own affairs.

         (b)      Upon  receipt  of  all  resolutions,   certificates,   statements,   opinions,  reports,
documents,  orders or other  instruments  which are  specifically  required to be furnished to the Trustee and the  Securities  Administrator  pursuant  to any  provision  of this  Agreement,  the  Trustee and the
Securities  Administrator,  respectively,  shall  examine them to  determine  whether they are in the form required by this Agreement;  provided,  however, that neither the Trustee nor the Securities Administrator shall be  responsible  for the accuracy or content of any  resolution,  certificate,  statement,  opinion, report,  document,  order or other instrument furnished  hereunder;  provided,  further,  that neither the
Trustee nor the Securities  Administrator  shall be responsible  for the accuracy or  verification  of any calculation provided to it pursuant to this Agreement.

         (c)      On  each   Distribution   Date,   the  Securities   Administrator   shall  make  monthly
distributions  and the final  distribution  to the related  Certificateholders  from related  funds in the
Distribution  Account as provided  in Sections  6.01 and 10.01  herein  based  solely on the report of the
Master Servicer.

         (d)      No  provision  of this  Agreement  shall be  construed  to  relieve  the  Trustee or the
Securities  Administrator  from liability for its own negligent  action,  its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i)      Prior to the occurrence of an Event of Default,  and after the curing or waiver of all such Events of Default which may have occurred,  the duties and  obligations of the Trustee and the
Securities  Administrator shall be determined solely by the express provisions of this Agreement,  neither the  Trustee  nor the  Securities  Administrator  shall be  liable  except  for the  performance  of their respective  duties and obligations as are specifically set forth in this Agreement,  no implied  covenants or  obligations  shall be read into this  Agreement  against the Trustee or the  Securities  Administrator and,  in  the  absence  of bad  faith  on  the  part  of the  Trustee  or  the  Securities  Administrator, respectively,  the Trustee or the Securities  Administrator,  respectively,  may conclusively  rely, as to the truth of the statements and the correctness of the opinions expressed  therein,  upon any certificates or opinions  furnished to the Trustee or the  Securities  Administrator,  respectively,  and conforming to the requirements of this Agreement;

                  (ii)     Neither  the Trustee nor the  Securities  Administrator  shall be liable in its individual  capacity for an error of judgment made in good faith by a Responsible  Officer or  Responsible
Officers of the Trustee or an officer of the Securities  Administrator,  respectively,  unless it shall be proved that the Trustee or the Securities Administrator,  respectively,  was negligent in ascertaining the pertinent facts;

                  (iii)    Neither  the  Trustee  nor the  Securities  Administrator  shall be liable with respect to any action taken,  suffered or omitted to be taken by it in good faith in  accordance  with the directions of the Holders of Certificates  evidencing  Fractional Undivided Interests aggregating not less than 25% of the Trust  Fund,  if such  action or  non-action  relates  to the  time,  method  and place of conducting  any  proceeding  for any remedy  available  to the  Trustee or the  Securities  Administrator,
respectively,  or  exercising  any trust or other  power  conferred  upon the  Trustee  or the  Securities
Administrator, respectively, under this Agreement;

                  (iv)     The  Trustee  shall not be  required to take notice or be deemed to have notice or knowledge of any default or Event of Default  unless a Responsible  Officer of the Trustee's  Corporate
Trust  Office  shall have  actual  knowledge  thereof.  In the  absence of such  notice,  the  Trustee may conclusively assume there is no such default or Event of Default;

                  (v)      The Trustee  shall not in any way be liable by reason of any  insufficiency  in any  Account  held  by or in the  name  of  Trustee  unless  it is  determined  by a  court  of  competent jurisdiction  that the  Trustee's  gross  negligence or willful  misconduct  was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                  (vi)     The  Securities  Administrator  shall not in any way be liable by reason of any insufficiency  in any Account held by the  Securities  Administrator  hereunder or any Account held by the
Securities  Administrator  in the name of the  Trustee  unless it is  determined  by a court of  competent jurisdiction that the Securities  Administrator's  gross negligence or willful  misconduct was the primary cause of such  insufficiency  (except to the extent that the Securities  Administrator  is obligor and has defaulted thereon);

                  (vii)    Anything in this Agreement to the contrary  notwithstanding,  in no event shall the Trustee or the  Securities  Administrator  be liable for special,  indirect or  consequential  loss or damage of any kind  whatsoever  (including  but not limited to lost  profits),  even if the Trustee or the
Securities  Administrator,  respectively,  has been advised of the  likelihood  of such loss or damage and regardless of the form of action;

                  (viii)   None of the Securities  Administrator,  the Master Servicer, the Depositor, the
Company,  any Custodian,  the  Counterparty  or the Trustee shall be responsible for the acts or omissions of the other,  it being  understood  that this  Agreement  shall not be construed to render them partners, joint venturers or agents of one another and

                  (ix)     Neither  the  Trustee  nor the  Securities  Administrator  shall be required to expend or risk its own funds or  otherwise  incur  financial  liability in the  performance  of any of its duties  hereunder,  or in the exercise of any of its rights or powers,  if there is reasonable  ground for believing  that the  repayment of such funds or adequate  indemnity  against such risk or liability is not reasonably  assured to it,  and none of the  provisions  contained  in this  Agreement  shall in any event require the  Trustee or the  Securities  Administrator  to perform,  or be  responsible  for the manner of performance of, any of the  obligations of the Master  Servicer under this  Agreement,  except during such time,  if any, as the Trustee shall be the  successor  to, and be vested with the rights,  duties,  powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (e)      Except for those actions that the Trustee or the  Securities  Administrator  is required to take  hereunder,  neither the Trustee nor the  Securities  Administrator  shall have any  obligation or liability  to take any action or to refrain  from  taking any action  hereunder  in the absence of written direction as provided hereunder.

         Section 8.07.     Certain  Matters  Affecting  the  Trustee  and  the  Securities  Administrator.
Except as otherwise provided in Section 9.01:

         (a)      The Trustee and the Securities  Administrator  may rely and shall be protected in acting or refraining  from acting in reliance on any  resolution,  certificate  of the  Securities  Administrator
(with respect to the Trustee  only),  the  Depositor,  the Master  Servicer or a Servicer,  certificate of auditors or any other certificate,  statement,  instrument,  opinion,  report, notice,  request,  consent, order,  appraisal,  bond or other paper or  document  believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b)      The Trustee and the  Securities  Administrator  may consult  with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete  authorization  and  protection  with respect to any action taken or suffered or omitted by it hereunder  in good faith and in  accordance  with such advice or Opinion of Counsel;

         (c)      Neither the Trustee nor the  Securities  Administrator  shall be under any obligation to exercise any of the trusts or powers  vested in it by this  Agreement,  other than its  obligation to give notices  pursuant to this  Agreement,  or to institute,  conduct or defend any litigation  hereunder or in relation  hereto at the  request,  order or  direction  of any of the  Certificateholders  pursuant to the provisions  of  this  Agreement,  unless  such  Certificateholders  shall  have  offered  to  the  Trustee reasonable  security  or  indemnity  against the costs,  expenses  and  liabilities  which may be incurred therein or thereby.  Nothing  contained  herein  shall,  however,  relieve the Trustee of the  obligation, upon the  occurrence  of an Event of Default of which a  Responsible  Officer  of the  Trustee  has actual knowledge  (which has not been cured or waived),  to exercise  such of the rights and powers  vested in it by this  Agreement,  and to use the same degree of care and skill in their  exercise,  as a prudent person would exercise under the circumstances in the conduct of his own affairs;

         (d)      Prior to the  occurrence  of an Event of  Default  hereunder  and  after  the  curing or waiver  of all  Events  of  Default  which may have  occurred,  neither  the  Trustee  nor the  Securities
Administrator shall be liable in its individual  capacity for any action taken,  suffered or omitted by it in good faith and believed by it to be authorized or within the  discretion or rights or powers  conferred upon it by this Agreement;

         (e)      Neither  the  Trustee  nor the  Securities  Administrator  shall  be  bound  to make any investigation  into the facts or matters stated in any  resolution,  certificate,  statement,  instrument, opinion,  report,  notice,  request,  consent,  order, approval,  bond or other paper or document,  unless requested  in writing  to do so by  Holders of  Certificates  evidencing  Fractional  Undivided  Interests aggregating  not less than 25% of the Trust Fund and provided  that the payment  within a reasonable  time to the Trustee or the  Securities  Administrator,  as  applicable,  of the costs,  expenses or liabilities likely to be incurred by it in the making of such  investigation  is, in the Opinion of the Trustee or the
Securities   Administrator,   as  applicable,   reasonably  assured  to  the  Trustee  or  the  Securities
Administrator,  as  applicable,  by the  security  afforded  to it by the  terms  of this  Agreement.  The
Trustee  or the  Securities  Administrator  may  require  reasonable  indemnity  against  such  expense or liability as a condition  to taking any such  action.  The  reasonable  expense of every such  examination shall be paid by the Certificateholders requesting the investigation;

         (f)      The Trustee  and the  Securities  Administrator  may execute any of the trusts or powers hereunder or perform any duties  hereunder  either  directly or through  Affiliates,  agents or attorneys;
provided,  however,  that the Trustee may not appoint any agent (other than the  Custodian) to perform its custodial  functions  with respect to the Mortgage  Files or paying agent  functions  under this Agreement without the  express  written  consent of the Master  Servicer,  which  consent  will not be  unreasonably withheld.  Neither the Trustee nor the Securities  Administrator  shall be liable or  responsible  for the misconduct or negligence of any of the  Trustee's or the  Securities  Administrator's  agents or attorneys or a custodian or paying agent  appointed  hereunder by the Trustee or the Securities  Administrator  with due care and, when required, with the consent of the Master Servicer;

         (g)      Should  the  Trustee  or the  Securities  Administrator  deem the  nature of any  action required on its part,  other than a payment or  transfer by the  Securities  Administrator  under  Section
4.01(b) or Section 4.04,  to be unclear, the Trustee or the Securities  Administrator,  respectively,  may require prior to such action that it be provided by the Depositor with reasonable further instructions;

         (h)      The right of the Trustee or the Securities  Administrator  to perform any  discretionary act  enumerated  in this  Agreement  shall not be  construed  as a duty,  and  neither the Trustee nor the
Securities  Administrator  shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

         (i)      Neither  the  Trustee  nor the  Securities  Administrator  shall be required to give any bond or  surety  with  respect  to the  execution  of the  trust  created  hereby  or the  powers  granted hereunder, except as provided in Section  9.07; and

         (j)      Neither  the  Trustee nor the  Securities  Administrator  shall have any duty to conduct any  affirmative  investigation  as to the  occurrence  of any condition  requiring the  repurchase of any
Mortgage Loan by the Sponsor  pursuant to this  Agreement,  the Mortgage  Loan  Purchase  Agreement or the
eligibility of any Mortgage Loan for purposes of this Agreement.

                                                ARTICLE IX
                         CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         Section 9.01      Trustee and Securities  Administrator  Not Liable for Certificates or Mortgage
Loans.  The  recitals   contained   herein  and  in  the  Certificates   (other  than  the  signature  and
countersignature  of the Securities  Administrator on the  Certificates)  shall be taken as the statements of the Depositor,  and neither the Trustee nor the Securities  Administrator shall have any responsibility for their correctness.  Neither the Trustee nor the Securities  Administrator  makes any representation as to the validity or sufficiency of the Certificates  (other than the signature and  countersignature of the
Securities  Administrator  on the  Certificates)  or of any Mortgage Loan except as expressly  provided in
Sections 2.02 and 2.05 hereof;  provided,  however,  that the  foregoing  shall not relieve the Trustee of the  obligation  to  review  the  Mortgage  Files  pursuant  to  Sections  2.02 and 2.04.  The  Securities
Administrator's  signature and  countersignature  (or  countersignature  of its agent) on the Certificates shall be solely in its capacity as Securities  Administrator  and shall not constitute the Certificates an obligation  of  the  Securities  Administrator  in  any  other  capacity.  Neither  the  Trustee  nor  the
Securities  Administrator  shall be accountable  for the use or application by the Depositor of any of the
Certificates or of the proceeds of such  Certificates,  or for the use or application of any funds paid to the Depositor  with respect to the Mortgage  Loans.  Subject to the  provisions of  Section 2.05,  neither the Trustee nor the Securities  Administrator  shall be  responsible  for the legality or validity of this
Agreement or any  document or  instrument  relating to this  Agreement,  the validity of the  execution of this  Agreement  or of any  supplement  hereto  or  instrument  of  further  assurance,  or the  validity, priority,  perfection or sufficiency of the security for the Certificates  issued hereunder or intended to be issued  hereunder.  Neither  the Trustee nor the  Securities  Administrator  shall at any time have any responsibility  or liability  for or with respect to the  legality,  validity  and  enforceability  of any
Mortgage or any Mortgage Loan, or the  perfection  and priority of any Mortgage or the  maintenance of any such  perfection and priority,  or for or with respect to the sufficiency of the Trust Fund or its ability to generate  the payments to be  distributed  to  Certificateholders,  under this  Agreement.  Neither the
Trustee  nor the  Securities  Administrator  shall have any  responsibility  for filing any  financing  or continuation  statement  in any  public  office  at any  time or to  otherwise  perfect  or  maintain  the perfection  of any security  interest or lien granted to it  hereunder or to record this  Agreement  other than any continuation statements filed by the Trustee pursuant to Section 3.20.

         Section 9.02      Trustee and  Securities  Administrator  May Own  Certificates.  The Trustee and
the Securities  Administrator in their  individual  capacities or in any capacity other than as Trustee or
Securities  Administrator,  hereunder  may become the owner or pledgee of any  Certificates  with the same rights it would have if it were not the Trustee or the Securities  Administrator,  as applicable,  and may otherwise deal with the parties hereto.

         Section 9.03      Trustee's  and  Securities  Administrator's  Fees  and  Expenses.  The  fees and expenses of the Trustee shall be paid in accordance with a side letter  agreement  between the Trustee and the Master  Servicer.  The  Securities  Administrator  shall be paid by the Master  Servicer  from the
Master  Servicer's  compensation.  In  addition,  the Trustee  and the  Securities  Administrator  will be
entitled  to  recover  from  the   Distribution   Account  pursuant  to  Section  4.05(l)  all  reasonable
out-of-pocket  expenses,  disbursements  and advances  and the expenses of the Trustee and the  Securities
Administrator,  respectively,  in connection with such Person's compliance with Section 3.23, any Event of
Default,  any breach of this  Agreement,  the  termination of the Master  Servicer,  the  appointment of a successor  Master Servicer and, if applicable,  any transfer of servicing as set forth in Section 8.02(b), or as otherwise  set forth  herein,  or any claim or legal  action  (including  any pending or  threatened claim or legal  action)  incurred  or made by or  against  the  Trustee or the  Securities  Administrator, respectively,  in the  administration  of the trusts  hereunder  (including the  reasonable  compensation, expenses and  disbursements of its counsel) except any such expense,  disbursement or advance as may arise from its negligence or intentional  misconduct or which is the  responsibility of the  Certificateholders.
If  funds  in the  Distribution  Account  are  insufficient  therefor,  the  Trustee  and  the  Securities
Administrator  shall  recover such  expenses  from the  Depositor.  Such  compensation  and  reimbursement obligation  shall not be limited by any provision of law in regard to the  compensation of a trustee of an express trust.

         Section 9.04      Eligibility   Requirements  for Trustee  and   Securities  Administrator.
The Trustee and any  successor  Trustee and the  Securities  Administrator  and any  successor  Securities
Administrator  shall during the entire  duration of this  Agreement be a state bank or trust  company or a national  banking  association  organized  and doing  business  under the laws of such state or the United
States of  America,  authorized  under such laws to exercise  corporate  trust  powers,  having a combined capital  and  surplus  and  undivided  profits  of at least  $40,000,000  or,  in the case of a  successor
Trustee,  $50,000,000,  subject to supervision  or  examination by federal or state  authority and, in the case of the Trustee,  rated "BBB" or higher by S&P with respect to their long-term  rating and rated "BBB"
or higher by S&P and  "Baa2" or higher by Moody's  with  respect to any  outstanding  long-term  unsecured unsubordinated debt, and, in the case of a successor Trustee or successor  Securities  Administrator other than  pursuant  to  Section 9.10,  rated  in one of the two  highest  long-term  debt  categories  of,  or otherwise  acceptable to, each of the Rating Agencies.  If the Trustee  publishes  reports of condition at least  annually,  pursuant  to law or to  the  requirements  of the  aforesaid  supervising  or  examining authority,  then  for the  purposes  of  this  Section 9.06  the  combined  capital  and  surplus  of such corporation  shall be deemed to be its total equity  capital  (combined  capital and surplus) as set forth in its most recent  report of condition so  published.  In case at any time the Trustee or the  Securities
Administrator  shall cease to be eligible in  accordance  with the  provisions of this  Section 9.06,  the
Trustee  or the  Securities  Administrator  shall  resign  immediately  in the  manner and with the effect specified in Section 9.08.

         Section 9.05       Insurance.   The  Trustee  and  the  Securities   Administrator,   at
their  own  expense,  shall  at all  times  maintain  and  keep in full  force  and  effect:  (i) fidelity insurance,  (ii) theft  of documents  insurance and  (iii) forgery  insurance  (which may be  collectively satisfied by a "Financial  Institution Bond" and/or a "Bankers'  Blanket Bond").  All such insurance shall be in amounts,  with  standard  coverage  and  subject to  deductibles,  as are  customary  for  insurance typically  maintained by banks or their  affiliates  which act as custodians for  investor-owned  mortgage pools.  A certificate  of an officer of the Trustee or the  Securities  Administrator  as to the Trustee's
or the Securities Administrator's,  respectively,  compliance with this Section 9.05 shall be furnished to any Certificateholder upon reasonable written request.

         Section 9.06      Resignation  and Removal of the Trustee and Securities  Administrator.  (a) The
Trustee and the Securities  Administrator  may at any time resign and be discharged  from the Trust hereby created by giving  written  notice  thereof to the Depositor and the Master  Servicer,  with a copy to the
Rating  Agencies.  Upon  receiving such notice of  resignation,  the Depositor  shall  promptly  appoint a successor  Trustee or  successor  Securities  Administrator,  as  applicable,  by written  instrument,  in triplicate,  one  copy of  which  instrument  shall  be  delivered  to each of the  resigning  Trustee  or
Securities  Administrator,   as  applicable,  the  successor  Trustee  or  Securities  Administrator,   as
applicable.  If no successor  Trustee or  Securities  Administrator  shall have been so appointed and have accepted  appointment  within 30 days  after the  giving of such  notice  of  resignation,  the  resigning
Trustee or Securities  Administrator may petition any court of competent  jurisdiction for the appointment of a successor Trustee or Securities Administrator.

         (b)      If at any time the Trustee or the  Securities  Administrator  shall cease to be eligible in  accordance  with the  provisions  of  Section 9.06  and shall  fail to resign  after  written  request therefor by the  Depositor  or if at any time the Trustee or the  Securities  Administrator  shall  become incapable  of acting,  or shall be adjudged a bankrupt or  insolvent,  or a receiver of the Trustee or the
Securities  Administrator,  as applicable,  or of its property  shall be appointed,  or any public officer shall take charge or control of the Trustee or the  Securities  Administrator,  as  applicable,  or of its property or affairs for the purpose of  rehabilitation,  conservation or  liquidation,  then the Depositor shall  promptly  remove the  Trustee,  or shall be entitled  to remove the  Securities  Administrator,  as applicable,  and  appoint a successor  Trustee or  Securities  Administrator,  as  applicable,  by written instrument,  in  triplicate,  one copy of which  instrument  shall be  delivered to each of the Trustee or
Securities   Administrator,   as  applicable,   so  removed,  and  the  successor  Trustee  or  Securities
Administrator, as applicable.

         (c)      The Holders of Certificates  evidencing  Fractional Undivided Interests  aggregating not less than 51% of the Trust Fund may at any time remove the  Trustee or the  Securities  Administrator  and appoint a  successor  Trustee  or  Securities  Administrator  by written  instrument  or  instruments,  in quintuplicate,  signed by such Holders or their  attorneys-in-fact  duly  authorized,  one complete set of which instruments shall be delivered to the Depositor,  the Master Servicer, the Securities  Administrator
(if the Trustee is removed),  the Trustee (if the Securities  Administrator  is removed),  and the Trustee or Securities  Administrator  so removed and the successor so appointed.  In the event that the Trustee or
Securities   Administrator   is  removed  by  the  Holders  of   Certificates   in  accordance  with  this
Section 9.06(c),  the  Holders of such  Certificates  shall be  responsible  for  paying any  compensation payable hereunder to a successor Trustee or successor  Securities  Administrator,  in excess of the amount paid hereunder to the predecessor Trustee or predecessor Securities Administrator, as applicable.

         (d)      No  resignation  or  removal  of  the  Trustee  or  the  Securities   Administrator  and
appointment of a successor Trustee or Securities  Administrator  pursuant to any of the provisions of this
Section 9.08  shall become  effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

         Section 9.07      Successor  Trustee and Successor  Securities  Administrator.  (a) Any successor
Trustee or Securities  Administrator appointed as provided in Section 9.08 shall execute,  acknowledge and deliver  to the  Depositor  and to its  predecessor  Trustee or  Securities  Administrator  an  instrument accepting  such  appointment  hereunder.  The  resignation  or  removal  of  the  predecessor  Trustee  or
Securities   Administrator   shall  then  become  effective  and  such  successor  Trustee  or  Securities
Administrator,  without any further  act,  deed or  conveyance,  shall  become  fully  vested with all the rights,  powers,  duties and obligations of its predecessor  hereunder,  with like effect as if originally
named  as  Trustee  or  Securities   Administrator   herein.   The   predecessor   Trustee  or  Securities
Administrator  shall,  after its receipt of payment in full of its outstanding fees and expenses  promptly deliver to the successor  Trustee or Securities  Administrator,  as applicable,  all assets and records of
the  Trust  held  by  it  hereunder,   and  the  Depositor  and  the  predecessor  Trustee  or  Securities
Administrator,  as applicable,  shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and  certainly  vesting and  confirming in the successor  Trustee or
Securities Administrator, as applicable, all such rights, powers, duties and obligations.

         (b)      No successor Trustee or Securities  Administrator  shall accept  appointment as provided in  this  Section 9.07  unless  at the  time of such  acceptance  such  successor  Trustee  or  Securities
Administrator shall be eligible under the provisions of Section 9.04.

         (c)      Upon  acceptance of appointment by a successor  Trustee or Securities  Administrator  as provided in this  Section 9.07,  the successor  Trustee or Securities  Administrator  shall mail notice of the succession of such Trustee or Securities  Administrator  hereunder to all  Certificateholders at their addresses as shown in the  Certificate  Register  and to the Rating  Agencies.  The Company  shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

         Section 9.08      Merger or  Consolidation  of Trustee  or  Securities  Administrator.  Any state bank or  trust  company  or  national  banking  association  into  which  the  Trustee  or the  Securities
Administrator  may be merged or converted or with which it may be  consolidated or any state bank or trust company or national banking  association  resulting from any merger,  conversion or consolidation to which the Trustee or the Securities  Administrator,  respectively,  shall be a party, or any state bank or trust company or national  banking  association  succeeding to all or  substantially  all of the corporate trust business of the Trustee or the  Securities  Administrator,  respectively,  shall be the  successor  of the
Trustee  or the  Securities  Administrator,  respectively,  hereunder,  provided  such state bank or trust company or national  banking  association  shall be eligible  under the provisions of  Section 9.04.  Such succession  shall be valid  without  the  execution,  delivery  of  notice  or  filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.09  Appointment  of  Co-Trustee  or Separate  Trustee.  (a)  Notwithstanding  any other provisions  hereof, at any time, for the purpose of meeting any legal  requirements of any jurisdiction in which any part of the Trust or property  constituting  the same may at the time be located,  the Depositor and the Trustee  acting  jointly  shall have the power and shall  execute and deliver all  instruments  to appoint  one or  more  Persons  approved  by the  Trustee  and  the  Depositor  to  act as  co-trustee  or co-trustees,  jointly with the Trustee,  or separate trustee or separate  trustees,  of all or any part of the Trust, and to vest in such Person or Persons,  in such capacity,  such title to the Trust, or any part thereof,  and, subject to the other provisions of this  Section 9.09,  such powers,  duties,  obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

         (b)      If the  Depositor  shall not have  joined in such  appointment  within 15 days after the receipt by it of a written  request so to do, the  Trustee  shall have the power to make such  appointment without the Depositor.

         (c)      No  co-trustee  or  separate  trustee  hereunder  shall be required to meet the terms of eligibility as a successor Trustee under  Section 9.04  hereunder and no notice to  Certificateholders  of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

         (d)      In the case of any  appointment  of a co-trustee  or separate  trustee  pursuant to this
Section 9.09,  all  rights,  powers,  duties and  obligations  conferred  or imposed  upon the Trustee and required  to be  conferred  on such  co-trustee  shall be  conferred  or  imposed  upon and  exercised  or performed  by the Trustee  and such  separate  trustee or  co-trustee  jointly,  except to the extent that under any law of any  jurisdiction  in which any  particular  act or acts are to be performed  (whether as
Trustee hereunder or as successor to the Master Servicer  hereunder),  the Trustee shall be incompetent or unqualified  to perform  such act or acts,  in which event such  rights,  powers,  duties and  obligations
(including  the holding of title to the Trust or any portion  thereof in any such  jurisdiction)  shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (e)      Any notice,  request or other  writing given to the Trustee shall be deemed to have been given to each of the  then  separate  trustees  and  co-trustees,  as  effectively  as if given to each of them.  Every  instrument  appointing any separate  trustee or co-trustee shall refer to this Agreement and the  conditions  of this Article IX. Each  separate  trustee and  co-trustee,  upon its  acceptance of the trusts  conferred,  shall  be  vested  with  the  estates  or  property  specified  in its  instrument  of appointment,  either jointly with the Trustee or separately,  as may be provided  therein,  subject to all the provisions of this Agreement,  specifically  including  every provision of this Agreement  relating to the  conduct  of,  affecting  the  liability  of, or  affording  protection  to, the  Trustee.  Every such instrument shall be filed with the Trustee.

         (f)      To the extent not  prohibited  by law, any separate  trustee or  co-trustee  may, at any time,  request  the  Trustee,  its agent or  attorney-in-fact,  with full power and  authority,  to do any lawful  act under or with  respect  to this  Agreement  on its  behalf  and in its name.  If any  separate trustee or co-trustee  shall die, become  incapable of acting,  resign or be removed,  all of its estates, properties  rights,  remedies and trusts  shall vest in and be  exercised  by the  Trustee,  to the extent permitted by law, without the appointment of a new or successor Trustee.

         (g)      No  trustee  under this  Agreement  shall be  personally  liable by reason of any act or omission of another  trustee under this  Agreement.  The Depositor and the Trustee  acting  jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Section 9.10      Federal  Information  Returns  and  Reports  to   Certificateholders;   REMIC
Administration.  (a) For federal  income tax  purposes,  the taxable  year of each 2006-8 REMIC shall be a calendar year and the Securities  Administrator  shall  maintain or cause the  maintenance of the books of each such 2006-8 REMIC on the accrual method of accounting.

         (b)      It is intended  that the portion of the Trust Fund  consisting  of the Trust's  interest in the Cap  Contracts be  classified  for federal  income tax purposes as a grantor trust under subpart E, part I of  subchapter J of chapter 1 of the Code, of which the Class B-IO  Certificateholders  are owners, rather than as an association taxable as a corporation.  The powers granted and obligations  undertaken in this Agreement shall be construed so as to further such intent.

         (c)      The  Securities  Administrator  shall  prepare  and file or  cause to be filed  with the
Internal  Revenue  Service,  and  the  Trustee  shall  upon  the  written  instruction  of the  Securities
Administrator  sign,  Federal tax  information  returns or elections  required to be made  hereunder  with respect to each 2006-8  REMIC,  the Trust Fund  (including  the portion of the Trust Fund  classified as a grantor trust as noted in Section  9.10(b)) and the  Certificates  containing such  information and at the times  and in the  manner as may be  required  by the Code or  applicable  Treasury  regulations,  and the
Securities  Administrator  shall  furnish to each Holder of  Certificates  at any time during the calendar year for which such returns or reports are made such  statements  or  information  at the times and in the manner as may be required thereby, including,  without limitation,  reports relating to mortgaged property that is  abandoned  or  foreclosed,  receipt  of  mortgage  interests  in kind in a trade or  business,  a cancellation of  indebtedness,  interest,  original issue discount and market discount or premium (using a constant  prepayment  assumption  of 30% CPR for the Group I  Mortgage  Loans and 25% CPR for the Group II
Mortgage  Loans and the  Group  III  Mortgage  Loans).  The  Securities  Administrator  will  apply for an
Employee  Identification  Number from the IRS under Form SS-4 or any other  acceptable  method for all tax entities  (including  the  portion of the Trust  Fund  classified  as a grantor  trust as noted in Section
9.10(b)).  In connection with the foregoing,  the Securities  Administrator shall timely prepare and file, and the Trustee shall upon the written  instruction of the Securities  Administrator  sign, IRS Form 8811, which  shall  provide  the name and  address  of the  person who can be  contacted  to obtain  information required to be reported to the holders of regular  interests  in each 2006-8  REMIC (the "REMIC  Reporting
Agent").  The  Securities  Administrator  on behalf of the  Trustee  shall  make  elections  to treat each
2006-8 REMIC as a REMIC and the portion of the Trust Fund  consisting  of the Trust's  interest in the Cap
Contracts as a grantor trust (which elections shall apply to the taxable period ending  December 31,  2006 and each  calendar year  thereafter)  in such manner as the Code or applicable  Treasury  regulations  may prescribe,  and as  described  by the  Securities  Administrator.  The  Trustee  shall  upon  the  written instruction  of the  Securities  Administrator  sign all tax  information  returns filed  pursuant to this
Section and  any other  returns  as may be  required  by the Code.  The Holder of the  largest  percentage interest in the  Residual  Certificates  is hereby  designated  as the "Tax  Matters  Person"  (within the meaning of Treas.  Reg.  §§1.860F-4(d))  for each 2006-8 REMIC.  The  Securities  Administrator  is hereby designated  and  appointed  as the  agent of each  such Tax  Matters  Person.  Any  Holder  of a  Residual
Certificate   will  by   acceptance   thereof   appoint  the   Securities   Administrator   as  agent  and
attorney-in-fact  for the purpose of acting as Tax Matters  Person for each 2006-8  REMIC during such time as the Securities  Administrator  does not own any such Residual  Certificate.  In the event that the Code or applicable Treasury  regulations  prohibit the Trustee from signing tax or information returns or other statements,  or the Securities  Administrator from acting as agent for the Tax Matters Person, the Trustee and the  Securities  Administrator  shall take whatever  action that in their sole good faith  judgment is necessary  for the  proper  filing of such  information  returns  or for the  provision  of a tax  matters person,  including  designation of the Holder of the largest percentage interest in a Residual Certificate to sign such returns or act as tax matters person.  Each Holder of a Residual  Certificate  shall be bound by this Section.

         (d)      The  Securities  Administrator  shall  provide  upon  request and receipt of  reasonable compensation,  such  information as required in Section  860D(a)(6)(B) of the Code to the Internal Revenue
Service,  to any Person purporting to transfer a Residual  Certificate to a Person other than a transferee permitted by  Section 5.05(b),  and to any regulated  investment  company,  real estate  investment trust, common trust fund,  partnership,  trust,  estate,  organization  described in Section 1381 of the Code, or nominee  holding an interest in a pass-through  entity  described in  Section 860E(e)(6)  of the Code, any record  holder of which is not a transferee  permitted by  Section 5.05(b)  (or which is deemed by statute to be an entity with a disqualified member).

         (e)      The  Securities  Administrator  shall  prepare  and file or cause to be  filed,  and the
Trustee shall upon the written  instruction  of the  Securities  Administrator  sign, any state income tax returns required under Applicable State Law with respect to each 2006-8 REMIC or the Trust Fund.

         (f)      The Securities  Administrator shall request  certification  acceptable to the Securities
Administrator  to enable the  Securities  Administrator  to make  payments on the Class B-IO  Certificates without  withholding or backup  withholding  taxes.  Each Class B-IO  Certificateholder  shall provide the appropriate tax certification  requested  pursuant to this paragraph and to update or replace such form or certification  in accordance  with its terms or its subsequent  amendments and consents to the delivery by the Securities  Administrator  to the  Counterparty  of any such  certification.  Such  certification  may include  Form  W-8BEN,  Form  W-8IMY,  Form W-9 or Form W-8ECI or any  successors  to such IRS forms.  Any purported sales or transfers of any Class II-B-IO  Certificate to a transferee  which does not comply with these requirements shall be deemed null and void under this Agreement.

         (g)      The Securities Administrator,  on behalf of the Trust, (i) shall authorize,  execute and deliver  a United  States  Internal  Revenue  Service  Form W-9 or  successor  applicable  form,  or other appropriate  United  States tax forms as may be  required  to prevent  withholding  or backup  withholding taxes on  payments  to the Trust  under the Cap  Contracts,  to the  Counterparty  on or before  the first payment date under the Cap Contracts and thereafter  prior to the expiration or  obsolescence of such form and (ii) shall, if requested by the Counterparty,  deliver to the Counterparty  promptly upon receipt each certification received from the Class B-IO Certificateholders pursuant to section 9.10(f).

         (h)      Notwithstanding  any other  provision of this  Agreement,  the Securities  Administrator shall comply with all federal withholding  requirements  respecting payments to  Certificateholders,  that the  Securities  Administrator  reasonably  believes  are  applicable  under  the  Code.  The  consent  of
Certificateholders   shall  not  be  required  for  such   withholding.   In  the  event  the   Securities
Administrator  withholds any amount from  interest,  original issue discount or other payments or advances
thereof  to  any  Certificateholder   pursuant  to  federal  withholding   requirements,   the  Securities
Administrator  shall,  together with its monthly report to such  Certificateholders,  indicate such amount withheld.

         (i)      The Trustee and the  Securities  Administrator  each agrees to indemnify  the Trust Fund and the Depositor for any taxes and costs including,  without  limitation,  any reasonable  attorneys fees imposed on or incurred by the Trust Fund,  the Depositor or the Master  Servicer,  as a result of a breach by such  party  of such  party's  covenants  set  forth  in this  Section 9.12;  provided,  however,  such liability  and  obligation to indemnify in this  paragraph  shall be several and not joint and the Trustee and the Securities  Administrator  shall not be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this  Agreement  or the breach by the other of any covenant in this Agreement.

                                                ARTICLE X

                                               Termination

         Section 10.01  Termination  Upon  Repurchase by EMC or its Designee or Liquidation of the Mortgage
Loans. (a) Subject to  Section 10.02,  the respective  obligations  and  responsibilities  of the Depositor, the Trustee,  the Master Servicer and the Securities  Administrator  created hereby, other than the obligation of the  Securities  Administrator  to make  payments to  Certificateholders  as set forth in this  Section
10.01 shall terminate:

                  (i)      in accordance with Section  10.01(c),  the repurchase by or at the direction of
EMC or its  designee  of all of the  Mortgage  Loans in each of Loan Group I, Loan Group II and Loan Group
III  (which  repurchase  of the Group I  Mortgage  Loans,  the Group II  Mortgage  Loans and the Group III
Mortgage  Loans may occur on  separate  dates) and all related REO  Property  remaining  in the Trust at a price  (the  "Termination  Purchase  Price")  equal to the sum of  (without  duplication)  (a) 100% of the
Outstanding  Principal  Balance of each  Mortgage  Loan in such Loan  Group (other  than a  Mortgage  Loan related to REO Property) as of the date of repurchase,  net of the principal  portion of any  unreimbursed
Monthly  Advances  on the  Mortgage  Loans  relating to the  Mortgage  Loans made by the  purchaser,  plus accrued but unpaid interest thereon at the applicable  Mortgage  Interest Rate to, but not including,  the first day of the month of repurchase,  (b) the appraised value of any related REO Property,  less the good faith  estimate of the Depositor of  liquidation  expenses to be incurred in connection  with its disposal thereof (but not more than the Outstanding  Principal Balance of the related Mortgage Loan,  together with interest  at the  applicable  Mortgage  Interest  Rate  accrued  on that  balance  but  unpaid to, but not including,  the first day of the month of  repurchase),  such  appraisal to be  calculated by an appraiser mutually  agreed upon by the Depositor and the Trustee at the expense of the Depositor,  (c)  unreimbursed out-of pocket costs of the Master Servicer,  including  unreimbursed  servicing advances and the principal portion of any unreimbursed  Monthly Advances,  made on the Mortgage Loans in such Loan Group prior to the exercise of such  repurchase  right,  (d) any costs and damages  incurred by the Trust in connection  with any  violation of any  predatory or abusive  lending  laws with  respect to a Mortgage  Loan,  and (e) any unreimbursed  costs and expenses of the Trustee,  the Custodian and the Securities  Administrator  payable pursuant to Section 9.03;

                  (ii)     the later of the  making  of the final  payment  or other  liquidation,  or any advance with respect  thereto,  of the last Mortgage Loan,  remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided,  however,  that in the event that an advance has been made,  but not yet  recovered,  at the time of such  termination,  the Person having made such  advance  shall be entitled to receive,  notwithstanding  such  termination,  any  payments  received subsequent thereto with respect to which such advance was made; or

                  (iii)    the payment to the  Certificateholders  of all  amounts  required to be paid to them pursuant to this Agreement.

         (b)      In no event,  however,  shall the Trust created hereby continue beyond the expiration of
21  years  from  the  death of the last  survivor  of the  descendants  of  Joseph  P.  Kennedy,  the late
Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

         (c)      (i)      The right of EMC or its  designee  to  repurchase  Group I  Mortgage  Loans and related assets  described in Section  10.01(a)(i)  above shall be exercisable only if the aggregate Stated
Principal  Balance of the Mortgage  Loans at the time of any such  repurchase  is less than 20% of the sum of the Cut-off Date Balance.

                  (ii)      The right of EMC or its  designee to  repurchase  Group II  Mortgage  Loans and related assets  described in Section  10.01(a)(i)  above shall be exercisable only if the aggregate Stated
Principal  Balance of the Mortgage  Loans at the time of any such  repurchase  is less than 10% of the sum of the Cut-off Date Balance.

                  (iii)     The right of EMC or its designee to  repurchase  Group III  Mortgage  Loans and related  assets  described  in  Section  10.01(a)(i)  above  shall be  exercisable  only if the sum of the
Stated  Principal  Balance of the Mortgage  Loans in Loan Group III at the time of any such  repurchase is less than 10% of the sum of the Cut-off Date Balance.

                  (iv)    The right of EMC or its  designee  to  repurchase  all the  assets of the Trust
Fund described in Section  10.01(a)(i)  above shall also be  exercisable  if the Depositor,  based upon an
Opinion  of  Counsel  addressed  to the  Depositor,  the  Trustee  and the  Securities  Administrator  has
determined  that the REMIC  status of any 2006-8  REMIC has been lost or that a  substantial  risk  exists that such REMIC status will be lost for the then-current taxable year.

                  (v)     At any time  thereafter,  in the case of (i) and (ii) or (iii)  above,  EMC may elect to terminate any 2006-8 REMIC at any time,  and upon such  election,  the Depositor or its designee, shall purchase in accordance with Section 10.01(a)(i) above all the assets of the Trust Fund.

         (d)      The   Securities   Administrator   shall  give   notice  of  any   termination   to  the
Certificateholders,  with a copy to the Master  Servicer  and the  Trustee  and the Rating  Agencies  upon which the  Certificateholders  shall surrender  their  Certificates  to the Securities  Administrator  for payment of the final  distribution  and  cancellation.  Such notice  shall be given by letter,  mailed not earlier  than the l5th day and not later than the 25th day of the month next  preceding  the month of such final  distribution,  and  shall  specify  (i) the  Distribution  Date upon  which  final  payment  of the
Certificates  will be made upon  presentation  and surrender of the  Certificates  at the Corporate  Trust
Office of the Securities  Administrator therein designated,  (ii) the amount of any such final payment and
(iii) that the Record Date otherwise  applicable to such  Distribution  Date is not  applicable,  payments being made only upon  presentation  and surrender of the Certificates at the Corporate Trust Office of the
Securities Administrator therein specified.

         (e)      If the  option of EMC to  repurchase  or cause the  repurchase  of all Group I  Mortgage
Loans,  the Group II Mortgage Loans or the Group III Mortgage  Loans and the related  assets  described in
Section  10.01(c)  above  is  exercised,   EMC  and/or  its  designee  shall  deliver  to  the  Securities
Administrator  for  deposit in the  Distribution  Account,  by the  Business  Day prior to the  applicable
Distribution  Date,  an  amount  equal to the  Termination  Purchase  Price of the  Mortgage  Loans  being repurchased on such  Distribution  Date. Upon  presentation  and surrender of the related  Certificates by the related  Certificateholders,  the Securities Administrator shall distribute to such Certificateholders from amounts then on deposit in the  Distribution  Account an amount  determined as follows:  with respect to each such Certificate  (other than the Class II-X  Certificates,  the Class III-X-1  Certificates,  the
Residual  Certificates and the Class XP  Certificates),  the outstanding  Certificate  Principal  Balance, plus  with  respect  to each such  Certificate  (other  than the  Residual  Certificates  and the Class XP
Certificates),  one month's interest thereon at the applicable  Pass-Through Rate; and with respect to the
Class R Certificates,  the percentage  interest  evidenced thereby  multiplied by the difference,  if any, between the above  described  repurchase  price and the aggregate  amount to be distributed to the Holders of the related Certificates (other than the Residual  Certificates and the Class XP Certificates).  If the
amounts  then on  deposit  in the  Distribution  Account  are  not  sufficient  to pay all of the  related
Certificates  in full (other  than the  Residual  Certificates  and the Class XP  Certificates),  any such deficiency  will be allocated in the case of a repurchase  of the Group I Mortgage  Loans,  first,  to the
Class  I-B  Certificates,  in  inverse  order of their  numerical  designation,  second,  to the Class I-M
Certificates,  in  inverse  order  of  their  numerical  designation,  and  then  to  the  related  Senior
Certificates,  on a pro rata basis, in the case of a repurchase of the Group II Mortgage Loans,  first, to the Class II-B  Certificates,  in inverse order of their  numerical  designation,  and then to the related
Senior  Certificates,  on a pro rata basis,  and the case of a repurchase of the Group III Mortgage Loans, first, to the Class III-B Certificates,  in inverse order of their numerical designation,  and then to the related  Senior  Certificates,  on a pro rata basis.  Upon  deposit of the required  repurchase  price and following  such  final  Distribution  Date for the  related  Certificates,  the  Trustee  shall  cause the
Custodian to promptly  release to EMC and/or its designee the Mortgage Files for the remaining  applicable
Mortgage  Loans,  and the  Accounts  with  respect  thereto  shall  terminate,  subject to the  Securities
Administrator's  obligation  to hold  any  amounts  payable  to the  related  Certificateholders  in trust without interest  pending final  distributions  pursuant to Section  10.01(g).  After final  distributions pursuant to Section  10.01(g) to all  Certificateholders,  any other  amounts  remaining  in the  Accounts will belong to the Depositor.

         (f)      In the event that this  Agreement is terminated by reason of the payment or  liquidation of all Mortgage  Loans or the  disposition  of all property  acquired  with respect to all Mortgage  Loans
under  Section  10.01(a)(ii) above,   upon  the  presentation  and  surrender  of  the  Certificates,  the
Securities  Administrator shall distribute to the remaining  Certificateholders,  in accordance with their respective  interests,  all distributable  amounts remaining in the Distribution  Account.  Following such final  Distribution  Date, the Trustee shall release (or shall instruct the Custodian,  on its behalf,  to release)  promptly to the Depositor or its designee the Mortgage Files for the remaining  Mortgage  Loans, and the Distribution  Account shall  terminate,  subject to the Securities  Administrator's  obligation to hold any amounts payable to the  Certificateholders  in trust without interest pending final distributions pursuant to this Section  10.01(f).

         (g)      If  not  all  of  the   Certificateholders   shall  surrender  their   Certificates  for
cancellation  within six months  after the time  specified  in the  above-mentioned  written  notice,  the
Securities  Administrator  shall  give a second  written  notice to the  remaining  Certificateholders  to surrender their  Certificates for cancellation  and receive the final  distribution  with respect thereto.
If within six months after the second notice,  not all the  Certificates  shall have been  surrendered for cancellation,  the  Securities  Administrator  may take  appropriate  steps,  or appoint any agent to take
appropriate   steps,  to  contact  the  remaining   Certificateholders   concerning   surrender  of  their
Certificates,  and the cost thereof  shall be paid out of the funds and other assets which remain  subject to this Agreement.

         (h)      EMC, if it is not the Master Servicer, or its designee,  as applicable,  shall be deemed to  represent  that one of the  following  will be true and  correct:  (i) the  exercise  of the  optional termination  right set forth in Section  10.01  shall not result in a  non-exempt  prohibited  transaction under ERISA or Section 4975 of the Code or (ii) EMC or such designee,  as  applicable,  is (A) not a party in  interest  with  respect  to any Plan  and (B) is not a  "benefit  plan  investor"  (other  than a plan sponsored or maintained by EMC or the designee,  as the case may be,  provided that no assets of such plan are  invested or deemed to be invested in the  Certificates).  If the holder of the  optional  termination right is unable to exercise  such option by reason of the  preceding  sentence,  then the Master  Servicer may exercise such option.

         Section  10.02  Additional  Termination  Requirements.  (a) If the  option  of the  Depositor  to repurchase all the Mortgage Loans under Section  10.01(a)(i)  above is exercised,  the Trust Fund and each
2006-8 REMIC shall be terminated in accordance  with the  following  additional  requirements,  unless the
Trustee  has been  furnished  with an Opinion of Counsel  addressed  to the Trustee to the effect that the failure of the Trust to comply  with the  requirements  of this  Section  10.02 will not (i) result in the imposition  of taxes on  "prohibited  transactions"  as defined in Section 860F of the Code on each 2006-8
REMIC or (ii) cause any 2006-8  REMIC to fail to  qualify as a 2006-8  REMIC at any time that any  Regular
Certificates are outstanding:

                  (i)      within 90 days prior to the final  Distribution  Date, at the written direction of Depositor, the Securities  Administrator,  as agent for the respective Tax Matters Persons, shall adopt a plan  of  complete  liquidation  of  each  2006-8  REMIC  in the  case of a  termination  under  Section
10.01(a)(i).  Such plan, which shall be provided to the Securities  Administrator by the Depositor,  shall meet the  requirements  of a "qualified  liquidation"  under Section 860F of the Code and any  regulations thereunder.

                  (ii)     the Depositor shall notify the Trustee and the Securities  Administrator at the commencement  of such  90-day  liquidation  period  and,  at or prior to the time of  making  of the final payment on the Certificates,  the Securities  Administrator  shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii)    at or after the time of adoption of such a plan of complete  liquidation of any
2006-8 REMIC and at or prior to the final Distribution Date, the Securities  Administrator  shall sell for cash all of the  assets of the Trust to or at the  direction  of the  Depositor,  and each  2006-8  REMIC, shall terminate at such time.

         (b)      By their acceptance of the Residual  Certificates,  the Holders thereof hereby (i) agree to adopt such a plan of complete  liquidation of the related 2006-8 REMIC upon the written  request of the
Depositor,  and to take  such  action  in  connection  therewith  as may be  reasonably  requested  by the
Depositor and (ii) appoint the Depositor as their attorney-in-fact,  with full power of substitution,  for purposes of adopting such a plan of complete  liquidation.  The Securities  Administrator on behalf of the
Trustee shall adopt such plan of liquidation by filing the  appropriate  statement on the final tax return of each 2006-8 REMIC.  Upon complete  liquidation or final  distribution of all of the assets of the Trust
Fund, the Trust Fund and each 2006-8 REMIC shall terminate.

                                                ARTICLE XI

                                         Miscellaneous Provisions

         Section  11.01  Intent of  Parties.  The parties  intend that each 2006-8  REMIC shall be treated as a REMIC for federal income tax purposes and that the  provisions of this Agreement  should be construed in furtherance  of this intent.  Notwithstanding  any other express or implied  agreement to the contrary, the Sponsor,  the Master  Servicer,  the  Securities  Administrator,  the  Depositor,  the  Trustee,  each recipient  of the  related  Prospectus  Supplement  and,  by its  acceptance  thereof,  each  holder  of a
Certificate,  agrees  and  acknowledges  that each party  hereto  has  agreed  that each of them and their employees,  representatives  and other agents may disclose,  immediately upon commencement of discussions, to any and all persons the tax  treatment  and tax structure of the  Certificates  and the 2006-8  REMICs, the  transactions  described  herein  and all  materials  of any kind  (including  opinions  and other tax analyses)  that are provided to any of them relating to such tax treatment and tax structure  except where
confidentiality   is  reasonably   necessary  to  comply  with  the  securities  laws  of  any  applicable jurisdiction.  For purposes of this  paragraph,  the terms "tax  treatment" and "tax  structure"  have the meanings set forth in Treasury Regulation Sections 1.6011-4(c), 301.6111-2(c) and 301.6112-1(d).

         Section  11.02  Amendment.  (a) This  Agreement  may be amended from time to time by the Company, the Depositor,  the Master Servicer,  the Securities  Administrator and the Trustee,  without notice to or the consent of any of the  Certificateholders,  to (i) cure any ambiguity,  (ii) correct or supplement any provisions  herein that may be defective or inconsistent with any other provisions  herein,  (iii) conform any provisions  herein to the provisions in the Prospectus,  (iv) comply with any changes in the Code, (v)
to revise or correct any  provisions to reflect the  obligations  of the parties to this Agreement as they relate to Regulation  AB or (vi) make any other  provisions  with respect to matters or questions  arising under this Agreement  which shall not be  inconsistent  with the provisions of this  Agreement;  provided, however,  that with respect to clauses (iv) and (vi) of this Section  11.02(a),  such action shall not, as evidenced  by an Opinion  of  Independent  Counsel,  addressed  to the  Trustee,  adversely  affect in any material respect the interests of any  Certificateholder.  Notwithstanding  anything  contained in Section
3.23, this Agreement shall not be amended without the agreement of all the parties hereto.

         (b)      This  Agreement  may  also be  amended  from  time to time by the  Company,  the  Master
Servicer,  the Depositor,  the Securities  Administrator  and the Trustee,  with the consent of Holders of the Certificates  evidencing not less than 51% of the aggregate outstanding  Certificate Principal Balance of the  Certificates  included  in the Loan Group  affected  thereby  (or,  of each Class of  Certificates evidencing  not less than 51% of the aggregate  outstanding  Certificate  Principal  Balance of each Class affected  thereby,  if such  amendment  affects  only such Class or Classes) for the purpose of adding any provisions  to or changing in any manner or  eliminating  any of the  provisions  of this  Agreement or of modifying in any manner the rights of the  Certificateholders;  provided,  however, that no such amendment shall  (i) reduce  in any manner the amount of, or delay the  timing of,  payments  received  on  Mortgage
Loans which are required to be  distributed on any  Certificate  without the consent of the Holder of such
Certificate,  (ii) reduce the aforesaid  percentage of  Certificates  the Holders of which are required to consent to any such amendment,  without the consent of the Holders of all Certificates  then  outstanding, or  (iii) cause  any 2006-8  REMIC to fail to  qualify as a REMIC for  federal  income  tax  purposes,  as evidenced by an Opinion of  Independent  Counsel  addressed to the Trustee  which shall be provided to the
Trustee other than at the Trustee's expense.  Notwithstanding  any other provision of this Agreement,  for purposes  of the  giving or  withholding  of  consents  pursuant  to this  Section 11.02(b),  Certificates registered in the name of or held for the benefit of the  Depositor,  the  Securities  Administrator,  the
Master  Servicer,  or the Trustee or any  Affiliate  thereof  shall be  entitled to vote their  Fractional
Undivided Interests with respect to matters affecting such Certificates.

         (c)      Promptly after the execution of any such amendment,  the Securities  Administrator shall furnish a copy of such  amendment  or written  notification  of the  substance  of such  amendment to each
Certificateholder, the Rating Agencies and the Trustee.

         (d)      In the case of an amendment  under  Section  11.02(b)  above,  it shall not be necessary for the  Certificateholders  to approve the  particular  form of such an  amendment.  Rather,  it shall be sufficient  if the  Certificateholders  approve the  substance of the  amendment.  The manner of obtaining such consents and of evidencing the  authorization of the execution  thereof by  Certificateholders  shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

         (e)      Prior  to the  execution  of any  amendment  to  this  Agreement,  the  Trustee  and the
Securities  Administrator  shall be entitled to receive and rely upon an Opinion of Counsel  addressed  to the Trustee and the  Securities  Administrator  stating that the execution of such amendment is authorized or  permitted  by this  Agreement.  The Trustee and the  Securities  Administrator  may,  but shall not be
obligated  to,  enter  into  any  such   amendment   which   affects  the  Trustee's  or  the   Securities
Administrator's own respective rights, duties or immunities under this Agreement.

         Section  11.03  Recordation  of  Agreement.  To the extent  permitted  by  applicable  law,  this
Agreement is subject to recordation  in all  appropriate  public offices for real property  records in all the  counties  or other  comparable  jurisdictions  in which any or all of the  Mortgaged  Properties  are situated,  and in any other appropriate  public recording office or elsewhere.  The Depositor shall effect such  recordation,  at the  expense of the Trust upon the request in writing of a  Certificateholder,  but only if  such  direction  is  accompanied  by an  Opinion  of  Counsel  (provided  at the  expense  of the
Certificateholder  requesting  recordation)  to the effect  that such  recordation  would  materially  and beneficially affect the interests of the Certificateholders or is required by law.

         Section  11.04  Limitation  on Rights of  Certificateholders.  (a) The death or incapacity of any
Certificateholder  shall not terminate this Agreement or the Trust,  nor entitle such  Certificateholder's legal  representatives  or heirs to claim an  accounting  or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise  affect the rights,  obligations and liabilities of the parties hereto or any of them.

         (b)      Except as expressly  provided in this Agreement,  no  Certificateholders  shall have any right to vote or in any manner  otherwise  control  the  operation  and  management  of the Trust,  or the obligations of the parties  hereto,  nor shall anything herein set forth, or contained in the terms of the
Certificates,  be  construed so as to establish  the  Certificateholders  from time to time as partners or members of an  association;  nor shall any  Certificateholders  be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c)      No  Certificateholder  shall have any right by virtue of any provision of this Agreement to  institute  any suit,  action or  proceeding  in equity or at law upon,  under or with  respect to this
Agreement  against the Depositor,  the Securities  Administrator,  the Master Servicer or any successor to any such  parties  unless  (i) such  Certificateholder  previously  shall  have  given  to the  Securities
Administrator  a  written  notice of a  continuing  default,  as  herein  provided,  (ii) the  Holders  of
Certificates  evidencing  Fractional  Undivided Interests  aggregating not less than 51% of the Trust Fund shall have made written  request upon the Trustee to institute such action,  suit or proceeding in its own name as Trustee  hereunder  and shall have  offered to the Trustee  such  reasonable  indemnity  as it may require  against the costs and expenses and liabilities to be incurred  therein or thereby,  and (iii) the
Trustee,  for 60 days  after its  receipt  of such  notice,  request  and offer of  indemnity,  shall have neglected or refused to institute any such action, suit or proceeding.

         (d)      No one or more  Certificateholders  shall have any right by virtue of any  provision  of this  Agreement  to  affect  the  rights of any  other  Certificateholders  or to obtain or seek to obtain priority  or  preference  over any other  such  Certificateholder,  or to  enforce  any right  under  this
Agreement,  except in the manner  herein  provided  and for the equal,  ratable and common  benefit of all
Certificateholders.  For the protection and  enforcement  of the  provisions of this  Section 11.04,  each and every  Certificateholder  and the Trustee  shall be entitled to such relief as can be given  either at law or in equity.

         Section 11.05 Acts of  Certificateholders.  (a) Any request,  demand,  authorization,  direction,
notice,   consent,  waiver  or  other  action  provided  by  this  Agreement  to  be  given  or  taken  by
Certificateholders  may be embodied in and evidenced by one or more instruments of  substantially  similar tenor signed by such  Certificateholders  in person or by an agent duly  appointed  in writing.  Except as herein  otherwise  expressly  provided,  such  action  shall  become  effective  when such  instrument  or instruments  are delivered to the Securities  Administrator  and, where it is expressly  required,  to the
Depositor.  Proof of execution of any such  instrument or of a writing  appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Securities  Administrator  and the Depositor, if made in the manner provided in this Section 11.05.

         (b)      The fact and date of the  execution by any Person of any such  instrument or writing may be proved by the  affidavit  of a witness of such  execution  or by a  certificate  of a notary  public or other officer authorized by law to take  acknowledgments of deeds,  certifying that the individual signing such  instrument  or writing  acknowledged  to him the  execution  thereof.  Where such  execution is by a signer acting in a capacity  other than his or her  individual  capacity,  such  certificate  or affidavit shall also  constitute  sufficient  proof of his or her  authority.  The fact and date of the execution of any such  instrument  or writing,  or the  authority of the  individual  executing  the same,  may also be proved in any other manner which the Securities Administrator deems sufficient.

         (c)      The  ownership  of  Certificates  (notwithstanding  any  notation of  ownership or other writing  on  such  Certificates,  except  an  endorsement  in  accordance  with  Section 5.02  made  on  a
Certificate  presented in accordance with Section 5.04) shall be proved by the Certificate  Register,  and neither the Trustee, the Securities  Administrator,  the Depositor,  the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

         (d)      Any request, demand,  authorization,  direction, notice, consent, waiver or other action of the holder of any  Certificate  shall bind every future holder of the same  Certificate  and the holder of every Certificate  issued upon the registration of transfer or exchange thereof,  if applicable,  or in lieu  thereof  with  respect  to  anything  done,  omitted  or  suffered  to be done by the  Trustee,  the
Securities  Administrator,  the  Depositor,  the Master  Servicer  or any  successor  to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

         (e)      In  determining  whether  the  Holders  of  the  requisite  percentage  of  Certificates evidencing  Fractional  Undivided  Interests  have given any request,  demand,  authorization,  direction, notice,  consent or waiver hereunder,  Certificates  owned by the Trustee,  the Securities  Administrator, the Depositor,  the Master  Servicer or any Affiliate  thereof shall be  disregarded,  except as otherwise provided in  Section 11.02(b)  and except that, in  determining  whether the Trustee shall be protected in relying  upon any such  request,  demand,  authorization,  direction,  notice,  consent  or  waiver,  only
Certificates  which a  Responsible  Officer  of the  Trustee  actually  knows to be so  owned  shall be so disregarded.  Certificates  which  have  been  pledged  in  good  faith  to the  Trustee,  the  Securities
Administrator,  the  Depositor,  the  Master  Servicer  or  any  Affiliate  thereof  may  be  regarded  as outstanding  if the pledgor  establishes  to the  satisfaction  of the Trustee the pledgor's  right to act with  respect  to such  Certificates  and  that  the  pledgor  is not an  Affiliate  of the  Trustee,  the
Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

         Section  11.06  Governing  Law.  THIS  AGREEMENT  AND THE  CERTIFICATES  SHALL  BE  CONSTRUED  IN
ACCORDANCE  WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT  REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER
THAN SECTION 5-1401 OF THE GENERAL  OBLIGATIONS  LAW, WHICH THE PARTIES HERETO  EXPRESSLY RELY UPON IN THE
CHOICE OF SUCH LAW AS THE  GOVERNING  LAW  HEREUNDER)  AND THE  OBLIGATIONS,  RIGHTS AND  REMEDIES  OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.07              Notices.  All demands and  notices  hereunder  shall be in writing and shall be deemed given when  delivered at (including  delivery by facsimile) or mailed by registered  mail, return receipt requested,  postage prepaid, or by recognized  overnight courier, to (i) in the case of the
Depositor,  Structured Asset Mortgage  Investments II Inc., 383 Madison Avenue,  New York, New York 10179,
Attention:   Chief   Counsel,   and  with   respect  to  Reg  AB   notifications   to  the   Depositor  at
regabnotifications@bear.com;  (ii) in the case of the Trustee,  at its  Corporate  Trust  Office,  or such other address as may hereafter be furnished to the other parties  hereto in writing;  (iii) in the case of the  Company,  383  Madison  Avenue,  New  York,  New York  10179,  Attention:  Vice  President-Servicing,
telecopier  number:  (212)  272-5591,  or to such other address as may hereafter be furnished to the other parties  hereto in writing;  (iv) in the case of the Master  Servicer or Securities  Administrator,  Wells
Fargo Bank,  National  Association,  P.O. Box 98,  Columbia  Maryland  21046 (or, in the case of overnight deliveries,  9062 Old Annapolis Road,  Columbia,  Maryland 21045)  (Attention:  Corporate Trust Services -
BSALTA  2006-8),  facsimile  no.: (410)  715-2380,  or such other address as may hereafter be furnished to the  other  parties  hereto in  writing;  or (v) in the case of the  Rating  Agencies,  Moody's  Investors
Service,  Inc.,  99 Church  Street,  New York,  New York 10007 and  Standard & Poor's,  a division  of The
McGraw-Hill  Companies,  Inc.,  55 Water Street,  New York,  New York 10041.  Any notice  delivered to the
Depositor,  the Master  Servicer,  the Securities  Administrator or the Trustee under this Agreement shall be effective  only upon  receipt.  Any notice  required or permitted to be mailed to a  Certificateholder, unless otherwise provided herein,  shall be given by first-class mail, postage prepaid,  at the address of such  Certificateholder  as shown in the  Certificate  Register.  Any  notice  so mailed  within  the time prescribed in this Agreement shall be conclusively  presumed to have been duly given when mailed,  whether or not the Certificateholder receives such notice.

         Section 11.08   Severability  of  Provisions.  If any one or more of the  covenants,  agreements, provisions  or  terms of this  Agreement  shall be for any  reason  whatsoever  held  invalid,  then  such covenants,  agreements,  provisions  or terms  shall be  deemed  severed  from  the  remaining  covenants, agreements,  provisions  or  terms  of  this  Agreement  and  shall  in no  way  affect  the  validity  or enforceability  of the other  provisions  of this  Agreement or of the  Certificates  or the rights of the holders thereof.

         Section 11.09   Successors and Assigns.  The  provisions of this Agreement  shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section  11.10  Article and  Section Headings.  The article and section  headings  herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11   Counterparts.  This  Agreement  may be  executed  in two or more  counterparts each of which  when so  executed  and  delivered  shall be an  original  but all of which  together  shall constitute one and the same instrument.

         Section  11.12  Notice to Rating  Agencies.  The  article  and  section  headings  herein are for convenience  of  reference  only,  and shall not  limited or  otherwise  affect the  meaning  hereof.  The
Securities  Administrator  shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Securities Administrator has actual knowledge:

         1.       Any material change or amendment to this Agreement or the Servicing Agreements;

         2.                The occurrence of any Event of Default that has not been cured;

         3.                The  resignation  or  termination  of the Master  Servicer,  the Trustee or the
Securities Administrator;

         4.                The repurchase or substitution of any Mortgage Loans;

         5.                The final payment to Certificateholders; and

         6.                Any change in the location of the Distribution Account.

         IN  WITNESS  WHEREOF,  the  Depositor,  the  Trustee,  the  Master  Servicer  and the  Securities
Administrator  have caused their names to be signed hereto by their  respective  officers  thereunto  duly authorized as of the day and year first above written.

                                                             STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as
                                                             Depositor
                                                             By:  /s/ Baron Silverstein
                                                             Name:  Baron Silverstein
                                                             Title:  Senior Managing Director

                                                             CITIBANK, N.A., as Trustee
                                                             By: /s/ John Hannon
                                                             Name:  John Hannon
                                                             Title:  Vice President

                                                             WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master
                                                             Servicer
                                                             By:  /s/ Stacey Taylor
                                                             Name:  Stacey Taylor
                                                             Title:  Vice President

                                                             WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                                             Securities Administrator
                                                             By:  /s/ Stacey Taylor
                                                             Name:  Stacey Taylor
                                                             Title:  Vice President

                                                             EMC MORTGAGE CORPORATION
                                                             By:  /s/ Mark Novachek
                                                             Name:  Mark Novachek
                                                             Title:     SVP

Accepted and Agreed as to
Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)
in its capacity as Sponsor

EMC MORTGAGE CORPORATION
By: /s/ Jenna Kemp
Name:  Jenna Kemp
Title:  SVP

STATE OF NEW YORK                             )
                                              ) ss.:
COUNTY OF NEW YORK                            )

         On the 28th day of December 2006, before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Senior Managing Director of Structured Asset Mortgage
Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Michelle Sterling
                                                              Notary Public

[Notarial Seal]

STATE OF NEW YORK                             )
                                              ) ss.:
COUNTY OF NEW YORK                            )

         On the 28th day of December 2006, before me, a notary public in and for said State, personally appeared John Hannon, known to me to be a Vice President of Citibank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Zenaida Santiago
                                                              Notary Public

[Notarial Seal]

STATE OF MARYLAND                     )
                                      ) ss.:
COUNTY OF HOWARD                      )

         On the 28th day of December 2006, before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association,
the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Jennifer Richardson
                                                              Notary Public

[Notarial Seal]

STATE OF MARYLAND                     )
                                      ) ss.:
COUNTY OF HOWARD                      )

         On the 28th day of December 2006, before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association,
the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Jennifer Richardson
                                                              Notary Public

[Notarial Seal]

STATE OF TEXAS                        )
                                      ) ss.:
COUNTY OF DALLAS                      )

         On the 28th day of December 2006, before me, a notary public in and for said State, personally appeared Jenna Kemp, known to me to be Senior Vice President of EMC Mortgage Corporation, the
corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Alfie D. Kearney
                                                              Notary Public

[Notarial Seal]

STATE OF TEXAS                        )
                                      ) ss.:
COUNTY OF DALLAS                      )
         On the 28th day of December 2006, before me, a notary public in and for said State, personally appeared Mark Novachek, known to me to be Senior Vice President of EMC Mortgage Corporation, the
corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Alfie D. Kearney
                                                              Notary Public

[Notarial Seal]

                                                                                               EXHIBIT A-1

                                   FORM OF CLASS I-A-[1][2] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1                                          Variable Pass-Through Rate

Class I-A-[1][2] [Super] Senior [Support]

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $____________

First Distribution Date:                                   Initial Certificate Principal Balance of this
January 25, 2007                                           Certificate as of the Cut-off Date: $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
June 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         I-A-[1][2]  Certificates  with  respect to a Trust Fund  consisting  primarily of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

              This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the "Mortgage
Loans")  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  ("EMC") and Master
Funding LLC ("Master  Funding") to SAMI II. Wells Fargo Bank,  National  Association  ("Wells Fargo") will act as master  servicer of the Mortgage Loans (the "Master  Servicer,"  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the "Securities
Administrator"),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered  at  the  close  of  business  on  the  Business  Day  immediately  preceding  the  related
Distribution  Date so long as such  Certificate  remains in book-entry form (and  otherwise,  the close of business  on the last  Business  Day of the month  immediately  preceding  the month of such  Distribution
Date), an amount equal to the product of the Fractional  Undivided  Interest evidenced by this Certificate and the amount (of interest,  if any) required to be  distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The Assumed  Final  Distribution  Date is the  Distribution  Date in the
month following the latest  scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This is one of the Class  I-A-[1][2]  Certificates  referred to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-2

                                   FORM OF CLASS I-M-[1][2] CERTIFICATE

                  THIS  CERTIFICATE IS  SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS A  CERTIFICATES  AS
DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL   PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN  THE  AGREEMENT.
ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE  CERTIFICATES,  THE CERTIFICATE  PRINCIPAL  BALANCE OF
THIS CERTIFICATE WILL BE DIFFERENT FROM THE  DENOMINATION  SHOWN BELOW.  ANYONE ACQUIRING THIS CERTIFICATE
MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         EACH BENEFICIAL OWNER OF A CLASS  I-M-[1][2]  CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED
TO HAVE  REPRESENTED,  BY VIRTUE OF ITS  ACQUISITION OR HOLDING OF THAT  CERTIFICATE OR INTEREST  THEREIN,
THAT EITHER (I) SUCH  CERTIFICATE  IS RATED AT LEAST "BBB-" OR ITS  EQUIVALENT BY FITCH,  S&P AND MOODY'S,
(II) IT IS NOT A PLAN  SUBJECT TO TITLE I OF THE  EMPLOYEE  RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS
AMENDED,  OR  SECTION  4975 OF THE CODE  (EACH A "PLAN") OR  INVESTING  WITH "PLAN  ASSETS" OF ANY PLAN OR
(III) (1) IT IS AN INSURANCE  COMPANY,  (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR
INTEREST  THEREIN IS AN "INSURANCE  COMPANY GENERAL  ACCOUNT," AS SUCH TERM IS DEFINED IN U.S.  DEPARTMENT
OF LABOR PROHIBITED  TRANSACTION CLASS EXEMPTION  ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND
III OF PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No.1                                           Variable Pass-Through Rate

Class I-M-[1][2] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $__________

First Distribution Date:                                   Initial Certificate Principal Balance of this
January 25, 2007                                           Certificate as of the Cut-off Date:     $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
June 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing  a  fractional  undivided  interest  in the  distributions  allocable  to the
         Class  I-M-[1][2]  Certificates  with respect to a Trust Fund consisting  primarily of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

              This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced  hereby in the  beneficial  ownership  interest of  Certificates  of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the
"Mortgage  Loans") sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage  Corporation  ("EMC") and
Master Funding LLC ("Master Funding") to SAMI II. Wells Fargo Bank,  National  Association ("Wells Fargo")
will act as master  servicer  of the  Mortgage  Loans (the  "Master  Servicer,"  which term  includes  any successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the
Pooling and Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among
SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the
"Securities  Administrator"),  EMC Mortgage Corporation and Citibank,  N.A., as trustee (the "Trustee"), a summary  of  certain  of the  pertinent  provisions  of which is set forth  hereafter.  To the  extent not defined herein,  capitalized  terms used herein shall have the meaning  ascribed to them in the Agreement.
This  Certificate  is  issued  under  and is  subject  to the  terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this  Certificate by virtue of its acceptance  hereof assents and by which such Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered  at  the  close  of  business  on  the  Business  Day  immediately  preceding  the  related
Distribution  Date so long as such  Certificate  remains in book-entry form (and  otherwise,  the close of business  on the last  Business  Day of the month  immediately  preceding  the month of such  Distribution
Date), an amount equal to the product of the Fractional  Undivided  Interest evidenced by this Certificate and the amount (of interest,  if any) required to be  distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The Assumed  Final  Distribution  Date is the  Distribution  Date in the
month following the latest  scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of  distributions  allocable  to  principal  hereon and any  Realized
Losses allocable hereto.

         Each beneficial owner of a Class  I-M-[1][2]  Certificate or any interest therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of that  Certificate or interest  therein, that either (i) such  Certificate  is rated at least "BBB-" or its  equivalent by Fitch,  S&P and Moody's,
(ii) it is not a plan subject to Title I of the Employee  Retirement  Security  Investment Act of 1974, as
amended,  or Section 4975 of the Code (each,  a "Plan") or investing  with "plan  assets" of any Plan,  or
(iii)(1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  Certificate or interest  therein is an "insurance  company general  account," as such term is defined in U.S.  Department of Labor Prohibited  Transaction Class Exemption  ("PTCE") 95-60, and (3) the conditions in Sections I and
III of PTCE 95-60 have been satisfied.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This is one of the Class  I-M-[1][2]  Certificates  referred to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-3

                                   FORM OF CLASS I-B-[1][2] CERTIFICATE

                  THIS  CERTIFICATE IS  SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES  AND
THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL   PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN  THE  AGREEMENT.
ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE  CERTIFICATES,  THE CERTIFICATE  PRINCIPAL  BALANCE OF
THIS CERTIFICATE WILL BE DIFFERENT FROM THE  DENOMINATION  SHOWN BELOW.  ANYONE ACQUIRING THIS CERTIFICATE
MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         EACH BENEFICIAL OWNER OF A CLASS  I-B-[1][2]  CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED
TO HAVE  REPRESENTED,  BY VIRTUE OF ITS  ACQUISITION OR HOLDING OF THAT  CERTIFICATE OR INTEREST  THEREIN,
THAT EITHER (I) SUCH  CERTIFICATE  IS RATED AT LEAST "BBB-" OR ITS  EQUIVALENT BY FITCH,  S&P AND MOODY'S,
(II) IT IS NOT A PLAN  SUBJECT TO TITLE I OF THE  EMPLOYEE  RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS
AMENDED,  OR SECTION 4975 OF THE CODE (EACH,  A "PLAN") OR INVESTING  WITH "PLAN  ASSETS" OF ANY PLAN,  OR
(III) (1) IT IS AN INSURANCE  COMPANY,  (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR
INTEREST  THEREIN IS AN "INSURANCE  COMPANY GENERAL  ACCOUNT," AS SUCH TERM IS DEFINED IN U.S.  DEPARTMENT
OF LABOR PROHIBITED  TRANSACTION CLASS EXEMPTION  ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND
III OF PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No.1                                           Variable Pass-Through Rate

Class I-B-[1][2] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $__________

First Distribution Date:                                   Initial Certificate Principal Balance of this
January 25, 2007                                           Certificate as of the Cut-off Date:     $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
June 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         I-B-[1][2]  Certificates  with  respect to a Trust Fund  consisting  primarily of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

              This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced  hereby in the  beneficial  ownership  interest of  Certificates  of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the
"Mortgage  Loans") sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage  Corporation  ("EMC") and
Master Funding LLC ("Master Funding") to SAMI II. Wells Fargo Bank,  National  Association ("Wells Fargo")
will act as master  servicer  of the  Mortgage  Loans (the  "Master  Servicer,"  which term  includes  any successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the
Pooling and Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among
SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the
"Securities  Administrator"),  EMC Mortgage Corporation and Citibank,  N.A., as trustee (the "Trustee"), a summary  of  certain  of the  pertinent  provisions  of which is set forth  hereafter.  To the  extent not defined herein,  capitalized  terms used herein shall have the meaning  ascribed to them in the Agreement.
This  Certificate  is  issued  under  and is  subject  to the  terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this  Certificate by virtue of its acceptance  hereof assents and by which such Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered  at  the  close  of  business  on  the  Business  Day  immediately  preceding  the  related
Distribution  Date so long as such  Certificate  remains in book-entry form (and  otherwise,  the close of business  on the last  Business  Day of the month  immediately  preceding  the month of such  Distribution
Date), an amount equal to the product of the Fractional  Undivided  Interest evidenced by this Certificate and the amount (of interest,  if any) required to be  distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The Assumed  Final  Distribution  Date is the  Distribution  Date in the
month following the latest  scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of  distributions  allocable  to  principal  hereon and any  Realized
Losses allocable hereto.

         Each beneficial owner of a Class  I-B-[1][2]  Certificate or any interest therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of that  Certificate or interest  therein, that either (i) such  Certificate  is rated at least "BBB-" or its  equivalent by Fitch,  S&P and Moody's,
(ii) it is not a plan  subject to Title I of the  Employee  Retirement  Security  Income  Act of 1974,  as
amended,  or Section 4975 of the Code (each,  a "Plan") or investing  with "plan  assets" of any Plan,  or
(iii)(1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  Certificate or interest  therein is an "insurance  company general  account," as such term is defined in U.S.  Department of Labor Prohibited  Transaction Class Exemption  ("PTCE") 95-60, and (3) the conditions in Sections I and
III of PTCE 95-60 have been satisfied.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This is one of the Class  I-B-[1][2]  Certificates  referred to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-4

                                     FORM OF CLASS I-B-3 CERTIFICATE

                  THIS  CERTIFICATE  IS  SUBORDINATED  IN RIGHT OF  PAYMENT TO THE CLASS A, CLASS M, CLASS
I-B-1 AND CLASS I-B-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN "INSTITUTIONAL  ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT PLAN OR OTHER RETIREMENT  ARRANGEMENT  (EACH A "PLAN") THAT IS SUBJECT TO TITLE I OF THE
EMPLOYEE  RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  ("ERISA"),  AND/OR  SECTION  4975 OF THE
INTERNAL  REVENUE CODE OF 1986,  AS AMENDED (THE  "CODE"),  OR BY A PERSON USING "PLAN  ASSETS" OF A PLAN,
UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE
BENEFIT OF THE  TRUSTEE,  MASTER  SERVICER  AND THE  SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY RELY
WHICH  IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT  THE  PURCHASE  OF  THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Variable Pass-Through Rate

Class I-B-3 Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $__________

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
Jaunuary 25, 2007                                          $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
June 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-8
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         I-B-3  Certificates  with  respect to a Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  "Mortgage  Loans")  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  ("EMC") and Master  Funding LLC ("Master  Funding")  to SAMI II.  Wells Fargo Bank,  National
Association  ("Wells  Fargo") will act as master  servicer of the Mortgage  Loans (the "Master  Servicer,"
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  "Agreement"),  among SAMI II, as depositor (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the "Securities  Administrator"),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  "Trustee"),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  "Distribution
Date"),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding the month of the related  Distribution  Date,  an amount equal to the product of the  Fractional
Undivided  Interest  evidenced  by this  Certificate  and the amount  required  to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the "1933 Act"),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  "Institutional  Accredited  Investor"  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder's  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder's prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  I-B-3  Certificate  will be made  unless  the  Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  ("ERISA"),  and Section 4975 of the Internal  Revenue  Code, as amended
(the "Code"),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code (each, a "Plan"), or by a person using "plan assets" of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof and of the Servicing  Agreement and the  modification of the rights and obligations of the Seller,
the  Master   Servicer,   the   Securities   Administrator   and  the   Trustee  and  the  rights  of  the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing  Agreement by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The  Agreement  also permits the  amendment  thereof and of the  Servicing  Agreement  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This  is  one  of the  Class  I-B-3  Certificates  referred  to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                             EXHIBIT A-5-1

                                       FORM OF CLASS R CERTIFICATE

                  THIS  CERTIFICATE  MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED  STATES PERSON OR A
DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS CERTIFICATE IS A "RESIDUAL  INTEREST"
IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT" AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN "INSTITUTIONAL  ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  ("ERISA"),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE")  (EACH,  A "PLAN"),  OR BY A PERSON USING "PLAN ASSETS" OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

                  ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS  CERTIFICATE MAY BE MADE ONLY IF THE
PROPOSED  TRANSFEREE  PROVIDES A TRANSFER  AFFIDAVIT TO THE MASTER  SERVICER AND THE TRUSTEE THAT (1) SUCH
TRANSFEREE IS NOT (A) THE UNITED STATES,  ANY STATE OR POLITICAL  SUBDIVISION  THEREOF,  ANY POSSESSION OF
THE  UNITED  STATES,  OR  ANY  AGENCY  OR   INSTRUMENTALITY  OF  ANY  OF  THE  FOREGOING  (OTHER  THAN  AN
INSTRUMENTALITY  WHICH IS A  CORPORATION  IF ALL OF ITS  ACTIVITIES  ARE  SUBJECT  TO TAX AND  EXCEPT  FOR
FREDDIE  MAC, A MAJORITY OF ITS BOARD OF  DIRECTORS  IS NOT  SELECTED BY SUCH  GOVERNMENTAL  UNIT),  (B) A
FOREIGN  GOVERNMENT,  ANY INTERNATIONAL  ORGANIZATION,  OR ANY AGENCY OR  INSTRUMENTALITY OF EITHER OF THE
FOREGOING,  (C) ANY  ORGANIZATION  (OTHER THAN CERTAIN FARMERS'  COOPERATIVES  DESCRIBED IN SECTION 521 OF
THE CODE)  WHICH IS EXEMPT  FROM THE TAX  IMPOSED BY CHAPTER 1 OF THE CODE  UNLESS  SUCH  ORGANIZATION  IS
SUBJECT TO THE TAX  IMPOSED BY SECTION  511 OF THE CODE  (INCLUDING  THE TAX IMPOSED BY SECTION 511 OF THE
CODE ON UNRELATED  BUSINESS TAXABLE INCOME),  (D) RURAL ELECTRIC AND TELEPHONE  COOPERATIVES  DESCRIBED IN
SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING LARGE  PARTNERSHIP  UNDER SECTION 775(a) OF THE CODE
(ANY SUCH PERSON  DESCRIBED IN THE FOREGOING  CLAUSES (A),  (B), (C), (D) OR (E) BEING HEREIN  REFERRED TO
AS A  "DISQUALIFIED  ORGANIZATION"),  OR (F) AN AGENT OF A  DISQUALIFIED  ORGANIZATION,  (2) NO PURPOSE OF
SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE  SATISFIES  CERTAIN
ADDITIONAL  CONDITIONS  RELATING TO THE FINANCIAL  CONDITION OF THE PROPOSED  TRANSFEREE.  NOTWITHSTANDING
THE  REGISTRATION  IN THE  CERTIFICATE  REGISTER  OR ANY  TRANSFER,  SALE  OR  OTHER  DISPOSITION  OF THIS
CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED  ORGANIZATION,  SUCH REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT  WHATSOEVER  AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,  INCLUDING,  BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS
ON THIS CERTIFICATE.

Certificate No.1                                           Percentage Interest: 100%

Class R

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $0.00

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
January 25, 2007                                           $0.00

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
June 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         R  Certificates  with  respect  to a  Trust  Fund  consisting  primarily  of a  pool  of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  "Mortgage  Loans")  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  ("EMC") and Master  Funding LLC ("Master  Funding")  to SAMI II.  Wells Fargo Bank,  National
Association  ("Wells  Fargo") will act as master  servicer of the Mortgage  Loans (the "Master  Servicer,"
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  "Agreement"),  among SAMI II, as depositor (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the "Securities  Administrator"),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  "Trustee"),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Each Holder of this  Certificate  will be deemed to have  agreed to be bound by the  restrictions set forth in the  Agreement  to the  effect  that (i) each  person  holding  or  acquiring  any  ownership interest  in this  Certificate  must be a  United  States  Person  and a  Permitted  Transferee,  (ii) the
transfer of any  ownership  interest in this  Certificate  will be  conditioned  upon the  delivery to the
Securities  Administrator  of, among other  things,  an affidavit to the effect that it is a United States
Person and Permitted  Transferee,  (iii) any attempted or purported  transfer of any ownership interest in this  Certificate  in violation of such  restrictions  will be  absolutely  null and void and will vest no rights in the  purported  transferee,  and (iv) if any  person  other  than a United  States  Person and a
Permitted   Transferee  acquires  any  ownership  interest  in  this  Certificate  in  violation  of  such restrictions,  then the Seller  will have the right,  in its sole  discretion  and  without  notice to the
Holder of this  Certificate,  to sell this  Certificate  to a  purchaser  selected  by the  Seller,  which purchaser may be the Seller,  or any affiliate of the Seller,  on such terms and  conditions as the Seller may choose.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  "Distribution
Date"),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding the month of the related  Distribution  Date,  an amount equal to the product of the  Fractional
Undivided  Interest  evidenced  by this  Certificate  and the amounts  required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the "1933 Act"),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  "Institutional  Accredited  Investor"  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder's  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder's prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  R  Certificate   will  be  made  unless  the   Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  ("ERISA"),  and Section 4975 of the Internal  Revenue  Code, as amended
(the "Code"),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code (each, a "Plan"), or by a person using "plan assets" of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                             EXHIBIT A-5-2

                                      FORM OF CLASS R-X CERTIFICATE

                  THIS  CERTIFICATE  MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED  STATES PERSON OR A
DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS CERTIFICATE IS A "RESIDUAL  INTEREST"
IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT" AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN "INSTITUTIONAL  ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  ("ERISA"),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE")  (EACH,  A "PLAN"),  OR BY A PERSON USING "PLAN ASSETS" OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

                  ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS  CERTIFICATE MAY BE MADE ONLY IF THE
PROPOSED  TRANSFEREE  PROVIDES A TRANSFER  AFFIDAVIT TO THE MASTER  SERVICER AND THE TRUSTEE THAT (1) SUCH
TRANSFEREE IS NOT (A) THE UNITED STATES,  ANY STATE OR POLITICAL  SUBDIVISION  THEREOF,  ANY POSSESSION OF
THE  UNITED  STATES,  OR  ANY  AGENCY  OR   INSTRUMENTALITY  OF  ANY  OF  THE  FOREGOING  (OTHER  THAN  AN
INSTRUMENTALITY  WHICH IS A  CORPORATION  IF ALL OF ITS  ACTIVITIES  ARE  SUBJECT  TO TAX AND  EXCEPT  FOR
FREDDIE  MAC, A MAJORITY OF ITS BOARD OF  DIRECTORS  IS NOT  SELECTED BY SUCH  GOVERNMENTAL  UNIT),  (B) A
FOREIGN  GOVERNMENT,  ANY INTERNATIONAL  ORGANIZATION,  OR ANY AGENCY OR  INSTRUMENTALITY OF EITHER OF THE
FOREGOING,  (C) ANY  ORGANIZATION  (OTHER THAN CERTAIN FARMERS'  COOPERATIVES  DESCRIBED IN SECTION 521 OF
THE CODE)  WHICH IS EXEMPT  FROM THE TAX  IMPOSED BY CHAPTER 1 OF THE CODE  UNLESS  SUCH  ORGANIZATION  IS
SUBJECT TO THE TAX  IMPOSED BY SECTION  511 OF THE CODE  (INCLUDING  THE TAX IMPOSED BY SECTION 511 OF THE
CODE ON UNRELATED  BUSINESS TAXABLE INCOME),  (D) RURAL ELECTRIC AND TELEPHONE  COOPERATIVES  DESCRIBED IN
SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING LARGE  PARTNERSHIP  UNDER SECTION 775(a) OF THE CODE
(ANY SUCH PERSON  DESCRIBED IN THE FOREGOING  CLAUSES (A),  (B), (C), (D) OR (E) BEING HEREIN  REFERRED TO
AS A  "DISQUALIFIED  ORGANIZATION"),  OR (F) AN AGENT OF A  DISQUALIFIED  ORGANIZATION,  (2) NO PURPOSE OF
SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE  SATISFIES  CERTAIN
ADDITIONAL  CONDITIONS  RELATING TO THE FINANCIAL  CONDITION OF THE PROPOSED  TRANSFEREE.  NOTWITHSTANDING
THE  REGISTRATION  IN THE  CERTIFICATE  REGISTER  OR ANY  TRANSFER,  SALE  OR  OTHER  DISPOSITION  OF THIS
CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED  ORGANIZATION,  SUCH REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT  WHATSOEVER  AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,  INCLUDING,  BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS
ON THIS CERTIFICATE.

Certificate No.1                                           Percentage Interest: 100%

Class R-X

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $0.00

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
January 25, 2007                                           $0.00

Master Servicer:                                           CUSIP: ____________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
June 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         R-X  Certificates  with  respect  to a  Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  "Mortgage  Loans")  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  ("EMC") and Master  Funding LLC ("Master  Funding")  to SAMI II.  Wells Fargo Bank,  National
Association  ("Wells  Fargo") will act as master  servicer of the Mortgage  Loans (the "Master  Servicer,"
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  "Agreement"),  among SAMI II, as depositor (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the "Securities  Administrator"),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  "Trustee"),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Each Holder of this  Certificate  will be deemed to have  agreed to be bound by the  restrictions set forth in the  Agreement  to the  effect  that (i) each  person  holding  or  acquiring  any  ownership interest  in this  Certificate  must be a  United  States  Person  and a  Permitted  Transferee,  (ii) the
transfer of any  ownership  interest in this  Certificate  will be  conditioned  upon the  delivery to the
Securities  Administrator  of, among other  things,  an affidavit to the effect that it is a United States
Person and Permitted  Transferee,  (iii) any attempted or purported  transfer of any ownership interest in this  Certificate  in violation of such  restrictions  will be  absolutely  null and void and will vest no rights in the  purported  transferee,  and (iv) if any  person  other  than a United  States  Person and a
Permitted   Transferee  acquires  any  ownership  interest  in  this  Certificate  in  violation  of  such restrictions,  then the Seller  will have the right,  in its sole  discretion  and  without  notice to the
Holder of this  Certificate,  to sell this  Certificate  to a  purchaser  selected  by the  Seller,  which purchaser may be the Seller,  or any affiliate of the Seller,  on such terms and  conditions as the Seller may choose.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  "Distribution
Date"),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding the month of the related  Distribution  Date,  an amount equal to the product of the  Fractional
Undivided  Interest  evidenced  by this  Certificate  and the amounts  required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the "1933 Act"),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  "Institutional  Accredited  Investor"  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder's  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder's prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  R-X  Certificate  will  be  made  unless  the  Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  ("ERISA"),  and Section 4975 of the Internal  Revenue  Code, as amended
(the "Code"),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code (each, a "Plan"), or by a person using "plan assets" of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This  is  one  of  the  Class  R-X  Certificates  referred  to in  the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-6

                                      FORM OF CLASS B-IO CERTIFICATE

                  THIS  CERTIFICATE  IS  SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS A, THE CLASS M AND
THE CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN "INSTITUTIONAL  ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  ("ERISA"),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE")  (EACH,  A "PLAN"),  OR BY A PERSON USING "PLAN ASSETS" OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Variable Pass-Through Rate

Class B-IO Subordinate

                                                           Aggregate Initial Notional Amount of this Certificate
Date of Pooling and Servicing Agreement and Cut-off Date:  as of the Cut-off Date:
December 1, 2006                                           $_____________

                                                           Initial Notional Amount of this Certificate as of the
First Distribution Date:                                   Cut-off Date:
January 25, 2007                                           $______________

Master Servicer:
Wells Fargo Bank, National Association

Assumed Final Distribution Date:                           CUSIP: ____________
June 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         B-IO  Certificates  with  respect  to a Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  "Mortgage  Loans")  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  ("EMC") and Master  Funding LLC ("Master  Funding")  to SAMI II.  Wells Fargo Bank,  National
Association  ("Wells  Fargo") will act as master  servicer of the Mortgage  Loans (the "Master  Servicer,"
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  "Agreement"),  among SAMI II, as depositor (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the "Securities  Administrator"),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  "Trustee"),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest  on  this  Certificate  will  accrue  during  the  calendar  month  immediately preceding such  Distribution  Date (as  hereinafter  defined) on the Notional Amount hereof at a per annum rate equal to the  Pass-Through  Rate as set forth in the  Agreement.  The Securities  Administrator  will distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately following  Business  Day  (each,  a  "Distribution  Date"),  commencing  on the  first  Distribution  Date specified  above,  to the Person in whose name this  Certificate is registered at the close of business on the last Business Day of the month immediately  preceding the month of the related  Distribution  Date, an amount equal to the product of the Fractional  Undivided  Interest  evidenced by this  Certificate and the amount of interest  required to be  distributed to the Holders of  Certificates  of the same Class as this
Certificate.  The Assumed Final  Distribution  Date is the  Distribution  Date in the month  following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the Securities  Administrator for that purpose and designated in such notice.  The Class B-IO
Certificates  have no Certificate  Principal  Balance.  The Initial Notional Amount of this Certificate is set forth above.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the "1933 Act"),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  "Institutional  Accredited  Investor"  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder's  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder's prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  B-IO  Certificate  will  be made  unless  the  Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  ("ERISA"),  and Section 4975 of the Internal  Revenue  Code, as amended
(the "Code"),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code (each, a "Plan"), or by a person using "plan assets" of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This  is  one  of the  Class  B-IO  Certificates  referred  to in  the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-7

                                      FORM OF CLASS I-XP CERTIFICATE

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN "INSTITUTIONAL  ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  ("ERISA"),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE")  (EACH,  A "PLAN"),  OR BY A PERSON USING "PLAN ASSETS" OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Percentage Interest: 100%

Class I-XP Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $__________

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
January 25, 2007                                           $___________

Master Servicer:                                           CUSIP: ___________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
June 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-8
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         I-XP  Certificates  with  respect  to a Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  "Mortgage  Loans")  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  ("EMC") and Master  Funding LLC ("Master  Funding")  to SAMI II.  Wells Fargo Bank,  National
Association  ("Wells  Fargo") will act as master  servicer of the Mortgage  Loans (the "Master  Servicer,"
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  "Agreement"),  among SAMI II, as depositor (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the "Securities  Administrator"),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  "Trustee"),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  "Distribution
Date"),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding the month of the related  Distribution  Date,  an amount equal to the product of the  Fractional
Undivided  Interest  evidenced  by this  Certificate  and the amount  required  to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the "1933 Act"),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  "Institutional  Accredited  Investor"  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder's  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder's prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  I-XP  Certificate  will  be made  unless  the  Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  ("ERISA"),  and Section 4975 of the Internal  Revenue  Code, as amended
(the "Code"),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code  (each, a "Plan"), or by a person using "plan assets" of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Trustee

                                                              By:
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This  is  one  of the  Class  I-XP  Certificates  referred  to in  the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-8

                                  FORM OF CLASS II-A-[1][2] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1                                          Variable Pass-Through Rate

Class II-A-[1][2] [Super] Senior [Support]

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $____________

First Distribution Date:                                   Initial Certificate Principal Balance of this
January 25, 2007                                           Certificate as of the Cut-off Date: $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
August 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-A-[1][2]  Certificates  with respect to a Trust Fund  consisting  primarily of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the "Mortgage
Loans")  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  ("EMC") and Master
Funding LLC ("Master  Funding") to SAMI II. Wells Fargo Bank,  National  Association  ("Wells Fargo") will act as master  servicer of the Mortgage Loans (the "Master  Servicer,"  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the "Securities
Administrator"),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This is one of the Class II-A-[1][2]  Certificates  referred to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-9

                                     FORM OF CLASS II-X-1 CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1                                           _______%

Class II-X-1 Senior Interest

                                                           Aggregate Initial Notional Amount of this Certificate
Date of Pooling and Servicing Agreement and Cut-off Date:  as of the Cut-off Date:
December 1, 2006                                           $___________

                                                           Initial Notional Amount of this Certificate as of the
First Distribution Date:                                   Cut-off Date:
January 25, 2007                                           $___________

Master Servicer:                                           CUSIP: ____________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
August 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-8
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-X-1  Certificates  with  respect to a Trust Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the "Mortgage
Loans")  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  ("EMC") and Master
Funding LLC ("Master  Funding") to SAMI II. Wells Fargo Bank,  National  Association  ("Wells Fargo") will act as master  servicer of the Mortgage Loans (the "Master  Servicer,"  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the "Securities
Administrator"),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Notional Amount of this Certificate is set forth above.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This  is  one of the  Class  II-X-1  Certificates  referred  to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:

                                                              Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

This information is provided by     __________________, the assignee named above, or
________________________, as its agent.

                                                                                              EXHIBIT A-10

                                  FORM OF CLASS II-BX-[1][2] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1                                           _______%

Class II-BX-[1][2] Subordinate

                                                           Aggregate Initial Notional Amount of this Certificate
Date of Pooling and Servicing Agreement and Cut-off Date:  as of the Cut-off Date:
December 1, 2006                                           $___________

                                                           Initial Notional Amount of this Certificate as of the
First Distribution Date:                                   Cut-off Date:
January 25, 2007                                           $___________

Master Servicer:                                           CUSIP: ____________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
August 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-8
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-BX-[1][2]  Certificates  with respect to a Trust Fund consisting  primarily of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the "Mortgage
Loans")  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  ("EMC") and Master
Funding LLC ("Master  Funding") to SAMI II. Wells Fargo Bank,  National  Association  ("Wells Fargo") will act as master  servicer of the Mortgage Loans (the "Master  Servicer,"  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the "Securities
Administrator"),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Notional Amount of this Certificate is set forth above.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class II-BX-[1][2]  Certificates  referred to in the within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:

                                                              Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

This information is provided by     __________________, the assignee named above, or
________________________, as its agent.

                                                                                              EXHIBIT A-11

                                 FORM OF CLASS II-B-[1][2][3] CERTIFICATE

                  THIS  CERTIFICATE IS  SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS II-A  CERTIFICATES,
[CLASS II-B-1],  [CLASS II-B-2] AND [CLASS II-B-3]  CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED
BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL   PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN  THE  AGREEMENT.
ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE  CERTIFICATES,  THE CERTIFICATE  PRINCIPAL  BALANCE OF
THIS CERTIFICATE WILL BE DIFFERENT FROM THE  DENOMINATION  SHOWN BELOW.  ANYONE ACQUIRING THIS CERTIFICATE
MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         EACH  BENEFICIAL  OWNER OF A CLASS  II-B-[1][2][3]  CERTIFICATE OR ANY INTEREST  THEREIN SHALL BE
DEEMED TO HAVE  REPRESENTED,  BY VIRTUE OF ITS  ACQUISITION  OR HOLDING OF THAT  CERTIFICATE  OR  INTEREST
THEREIN,  THAT EITHER (I) SUCH  CERTIFICATE IS RATED AT LEAST "BBB-" OR ITS  EQUIVALENT BY FITCH,  S&P AND
MOODY'S,  (II) IT IS NOT A PLAN  SUBJECT TO TITLE I OF THE  EMPLOYEE  RETIREMENT  INCOME  SECURITY  ACT OF
1974,  AS AMENDED,  OR SECTION  4975 OF THE CODE (EACH,  "PLAN") OR  INVESTING  WITH "PLAN  ASSETS" OF ANY
PLAN,  OR (III) (1) IT IS AN  INSURANCE  COMPANY,  (2) THE  SOURCE OF FUNDS  USED TO  ACQUIRE  OR HOLD THE
CERTIFICATE  OR INTEREST  THEREIN IS AN "INSURANCE  COMPANY  GENERAL  ACCOUNT," AS SUCH TERM IS DEFINED IN
U.S.  DEPARTMENT OF LABOR PROHIBITED  TRANSACTION  CLASS EXEMPTION  ("PTCE") 95-60, AND (3) THE CONDITIONS
IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No.1                                           Variable Pass-Through Rate

Class II-B-[1][2][3] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $__________

First Distribution Date:                                   Initial Certificate Principal Balance of this
January 25, 2007                                           Certificate as of the Cut-off Date:   $__________

Master Servicer:                                           CUSIP: ___________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
August 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-B-[1][2][3]  Certificates  with  respect to a Trust Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced  hereby in the  beneficial  ownership  interest of  Certificates  of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the
"Mortgage  Loans") sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage  Corporation  ("EMC") and
Master Funding LLC ("Master Funding") to SAMI II. Wells Fargo Bank,  National  Association ("Wells Fargo")
will act as master  servicer  of the  Mortgage  Loans (the  "Master  Servicer,"  which term  includes  any successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the
Pooling and Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among
SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the
"Securities  Administrator"),  EMC Mortgage Corporation and Citibank,  N.A., as trustee (the "Trustee"), a summary  of  certain  of the  pertinent  provisions  of which is set forth  hereafter.  To the  extent not defined herein,  capitalized  terms used herein shall have the meaning  ascribed to them in the Agreement.
This  Certificate  is  issued  under  and is  subject  to the  terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this  Certificate by virtue of its acceptance  hereof assents and by which such Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of  distributions  allocable  to  principal  hereon and any  Realized
Losses allocable hereto.

         Each  beneficial  owner of a Class  II-B-[1][2][3]  Certificate or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that  Certificate  or  interest therein,  that either (i) such  Certificate is rated at least "BBB-" or its  equivalent by Fitch,  S&P and
Moody's,  (ii) it is not a plan subject to Title I of the Employee  Retirement  Investment Security Act of
1974,  as amended,  or Section 4975 of the Code (each,  a "Plan") or investing  with "plan  assets" of any
Plan,  or  (iii)(1)  it is an  insurance  company,  (2) the  source of funds  used to  acquire or hold the
Certificate  or interest  therein is an "insurance  company  general  account," as such term is defined in
U.S.  Department of Labor Prohibited  Transaction  Class Exemption  ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                                      WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This   is  one  of  the   Class   II-B-[1][2][3]   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                              EXHIBIT A-12

                                 FORM OF CLASS II-B-[4][5][6] CERTIFICATE

                  THIS  CERTIFICATE IS SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS II-A,  CLASS II-B-1,
CLASS II-B-2,  CLASS II-B-3,  [CLASS II-B-4] AND [CLASS II-B-5] CERTIFICATES AS DESCRIBED IN THE AGREEMENT
(AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN "INSTITUTIONAL  ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  ("ERISA"),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE")  (EACH,  A "PLAN"),  OR BY A PERSON USING "PLAN ASSETS" OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Variable Pass-Through Rate

Class II-B-[4][5][6] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $__________

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
January 25, 2007                                           $__________

Master Servicer:                                           CUSIP: ____________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
August 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-8
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-B-[4][5][6]  Certificates  with  respect to a Trust Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  "Mortgage  Loans")  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  ("EMC") and Master  Funding LLC ("Master  Funding")  to SAMI II.  Wells Fargo Bank,  National
Association  ("Wells  Fargo") will act as master  servicer of the Mortgage  Loans (the "Master  Servicer,"
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  "Agreement"),  among SAMI II, as depositor (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the "Securities  Administrator"),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  "Trustee"),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  "Distribution
Date"),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding  the  month of such  Distribution  Date,  an  amount  equal  to the  product  of the  Fractional
Undivided  Interest  evidenced by this  Certificate  and the amount (of  interest,  if any) required to be distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The  Assumed  Final
Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any  Mortgage  Loan and is not likely to be the date on which the  Certificate  Principal  Balance of this
Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the "1933 Act"),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  "Institutional  Accredited  Investor"  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder's  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder's prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  II-B-[4][5][6]   Certificate  will  be  made  unless  the
Securities  Administrator  has  received  either (i) Opinion of Counsel  for the  benefit of the  Trustee,
Master  Servicer and the Securities  Administrator  and which they may rely which is  satisfactory  to the
Securities  Administrator  that the purchase of this certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction under Section 406 of the Employee Retirement
Income  Security Act of 1974,  as amended  ("ERISA"),  and Section 4975 of the Internal  Revenue  Code, as
amended  (the  "Code"),  and  will  not  subject  the  Master  Servicer,  the  Trustee  or the  Securities
Administrator  to any  obligation or liability in addition to those  undertaken in the Agreement or (ii) a representation  letter  stating that the  transferee  is not acquiring  directly or  indirectly  by, or on behalf of, an employee benefit plan or other  retirement  arrangement that is subject to Title I of ERISA, and/or Section 4975 of the Code (each, a "Plan"), or by a person using "plan assets" of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof and of the Servicing  Agreement and the  modification of the rights and obligations of the Seller,
the  Master   Servicer,   the   Securities   Administrator   and  the   Trustee  and  the  rights  of  the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing  Agreement by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The  Agreement  also permits the  amendment  thereof and of the  Servicing  Agreement  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This   is  one  of  the   Class   II-B-[4][5][6]   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                           EXHIBIT A-13

                                     FORM OF CLASS II-XP CERTIFICATE

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN "INSTITUTIONAL  ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  ("ERISA"),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE")  (EACH,  A "PLAN"),  OR BY A PERSON USING "PLAN ASSETS" OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Percentage Interest: 100%

Class II-XP Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $________

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
January 25, 2007                                           $________

Master Servicer:                                           CUSIP: ___________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
August 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-8
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-XP  Certificates  with  respect to a Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  "Mortgage  Loans")  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  ("EMC") and Master  Funding LLC ("Master  Funding")  to SAMI II.  Wells Fargo Bank,  National
Association  ("Wells  Fargo") will act as master  servicer of the Mortgage  Loans (the "Master  Servicer,"
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  "Agreement"),  among SAMI II, as depositor (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the "Securities  Administrator"),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  "Trustee"),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  "Distribution
Date"),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding the month of the related  Distribution  Date,  an amount equal to the product of the  Fractional
Undivided  Interest  evidenced  by this  Certificate  and the amount  required  to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the "1933 Act"),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  "Institutional  Accredited  Investor"  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder's  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder's prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  II-XP  Certificate  will be made  unless  the  Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  ("ERISA"),  and Section 4975 of the Internal  Revenue  Code, as amended
(the "Code"),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code  (each, a "Plan"), or by a person using "plan assets" of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Trustee

                                                              By:
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This  is  one  of the  Class  II-XP  Certificates  referred  to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                        EXHIBIT A-14

                                  FORM OF CLASS III-A-[1][2] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1                                          Variable Pass-Through Rate

Class III-A-[1][2] [Super] Senior [Support]

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $____________

First Distribution Date:                                   Initial Certificate Principal Balance of this
January 25, 2007                                           Certificate as of the Cut-off Date: $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
February 25, 2034

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         III-A-[1][2]  Certificates  with respect to a Trust Fund consisting  primarily of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the "Mortgage
Loans")  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  ("EMC") and Master
Funding LLC ("Master  Funding") to SAMI II. Wells Fargo Bank,  National  Association  ("Wells Fargo") will act as master  servicer of the Mortgage Loans (the "Master  Servicer,"  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the "Securities
Administrator"),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage  Loans at the time of any such  repurchase  is less than 10% of the sum of (x) the Cut-off
Date  Balance  and (y) the  Pre-Funded  Amounts  for Loan  Group I or (ii) the  Depositor,  based  upon an
Opinion of Counsel  addressed to the  Depositor  and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement  has been lost or that a  substantial  risk  exists that such REMIC  status will be lost for the  then-current  taxable  year.  The  exercise  of such  right  will  effect  the early retirement  of the  Certificates.  In no event,  however,  will the Trust Fund  created  by the  Agreement continue  beyond  the  expiration  of 21 years  after  the  death of  certain  persons  identified  in the
Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This is one of the Class III-A-[1][2]  Certificates  referred to in the within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                              EXHIBIT A-15
                                    FORM OF CLASS III-X-1 CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1                                           _______%

Class III-X-1 Senior Interest

                                                           Aggregate Initial Notional Amount of this Certificate
Date of Pooling and Servicing Agreement and Cut-off Date:  as of the Cut-off Date:
December 1, 2006                                           $___________

                                                           Initial Notional Amount of this Certificate as of the
First Distribution Date:                                   Cut-off Date:
January 25, 2007                                           $___________

Master Servicer:                                           CUSIP: ____________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
February 25, 2034

                                          BEAR STEARNS ALT-A TRUST 2006-8
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         III-X-1  Certificates  with  respect to a Trust Fund  consisting  primarily of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the "Mortgage
Loans")  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  ("EMC") and Master
Funding LLC ("Master  Funding") to SAMI II. Wells Fargo Bank,  National  Association  ("Wells Fargo") will act as master  servicer of the Mortgage Loans (the "Master  Servicer,"  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the "Securities
Administrator"),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Notional Amount of this Certificate is set forth above.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.
Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This  is one of the  Class  III-X-1  Certificates  referred  to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:

                                                              Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

This information is provided by     __________________, the assignee named above, or
________________________, as its agent.

                                                                                              EXHIBIT A-16
                                FORM OF CLASS III-B-[1][2][3] CERTIFICATE

                  THIS  CERTIFICATE IS SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS III-A  CERTIFICATES,
[CLASS III-B-1] AND [CLASS III-B-2] CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL   PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN  THE  AGREEMENT.
ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE  CERTIFICATES,  THE CERTIFICATE  PRINCIPAL  BALANCE OF
THIS CERTIFICATE WILL BE DIFFERENT FROM THE  DENOMINATION  SHOWN BELOW.  ANYONE ACQUIRING THIS CERTIFICATE
MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         EACH BENEFICIAL  OWNER OF A CLASS  III-B-[1][2][3][4]  CERTIFICATE OR ANY INTEREST  THEREIN SHALL
BE DEEMED TO HAVE  REPRESENTED,  BY VIRTUE OF ITS  ACQUISITION OR HOLDING OF THAT  CERTIFICATE OR INTEREST
THEREIN,  THAT EITHER (I) SUCH  CERTIFICATE IS RATED AT LEAST "BBB-" OR ITS  EQUIVALENT BY FITCH,  S&P AND
MOODY'S,  (II) IT IS NOT A PLAN  SUBJECT TO TITLE I OF THE  EMPLOYEE  RETIREMENT  INCOME  SECURITY  ACT OF
1974,  AS AMENDED,  OR SECTION 4975 OF THE CODE (EACH,  A "PLAN") OR INVESTING  WITH "PLAN  ASSETS" OF ANY
PLAN,  OR (III) (1) IT IS AN  INSURANCE  COMPANY,  (2) THE  SOURCE OF FUNDS  USED TO  ACQUIRE  OR HOLD THE
CERTIFICATE  OR INTEREST  THEREIN IS AN "INSURANCE  COMPANY  GENERAL  ACCOUNT," AS SUCH TERM IS DEFINED IN
U.S.  DEPARTMENT OF LABOR PROHIBITED  TRANSACTION  CLASS EXEMPTION  ("PTCE") 95-60, AND (3) THE CONDITIONS
IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No.1                                           Variable Pass-Through Rate

Class III-B-[1][2][3] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $__________

First Distribution Date:                                   Initial Certificate Principal Balance of this
January 25, 2007                                           Certificate as of the Cut-off Date:   $__________

Master Servicer:                                           CUSIP: ___________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
February 25, 2034

                                           BEAR STEARNS ALT-A TRUST 2006-8
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         III-B-[1][2][3]  Certificates  with  respect to a Trust Fund  consisting  primarily of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced  hereby in the  beneficial  ownership  interest of  Certificates  of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the
"Mortgage  Loans") sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage  Corporation  ("EMC") and
Master Funding LLC ("Master Funding") to SAMI II. Wells Fargo Bank,  National  Association ("Wells Fargo")
will act as master  servicer  of the  Mortgage  Loans (the  "Master  Servicer,"  which term  includes  any successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the
Pooling and Servicing  Agreement  dated as of the Cut-off Date specified  above (the  "Agreement"),  among
SAMI II, as depositor (the "Seller"),  the Master Servicer,  Wells Fargo, as securities administrator (the
"Securities  Administrator"),  EMC Mortgage Corporation and Citibank,  N.A., as trustee (the "Trustee"), a summary  of  certain  of the  pertinent  provisions  of which is set forth  hereafter.  To the  extent not defined herein,  capitalized  terms used herein shall have the meaning  ascribed to them in the Agreement.
This  Certificate  is  issued  under  and is  subject  to the  terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this  Certificate by virtue of its acceptance  hereof assents and by which such Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  "Distribution  Date"), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of  distributions  allocable  to  principal  hereon and any  Realized
Losses allocable hereto.

         Each beneficial  owner of a Class  III-B-[1][2][3]  Certificate or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that  Certificate  or  interest therein,  that either (i) such  Certificate is rated at least "BBB-" or its  equivalent by Fitch,  S&P and
Moody's,  (ii) it is not a plan subject to Title I of the Employee  Retirement  Investment Security Act of
1974,  as amended,  or Section 4975 of the Code (each,  a "Plan") or investing  with "plan  assets" of any
Plan,  or  (iii)(1)  it is an  insurance  company,  (2) the  source of funds  used to  acquire or hold the
Certificate  or interest  therein is an "insurance  company  general  account," as such term is defined in
U.S.  Department of Labor Prohibited  Transaction  Class Exemption  ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage  Loans at the time of any such  repurchase  is less than 10% of the sum of (x) the Cut-off
Date  Balance  and (y) the  Pre-Funded  Amounts  for Loan  Group II or (ii) the  Depositor,  based upon an
Opinion of Counsel  addressed to the  Depositor  and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement  has been lost or that a  substantial  risk  exists that such REMIC  status will be lost for the  then-current  taxable  year.  The  exercise  of such  right  will  effect  the early retirement  of the  Certificates.  In no event,  however,  will the Trust Fund  created  by the  Agreement continue  beyond  the  expiration  of 21 years  after  the  death of  certain  persons  identified  in the
Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This  is  one  of  the   Class   III-B-[1][2][3]   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                              EXHIBIT A-17
                                FORM OF CLASS III-B-[4][5][6] CERTIFICATE

                  THIS  CERTIFICATE  IS  SUBORDINATED  IN RIGHT  OF  PAYMENT  TO THE  CLASS  III-A,  CLASS
III-B-1,  CLASS III-B-2,  CLASS III-B-3,  [CLASS III-B-4] AND [CLASS III-B-5] CERTIFICATES AS DESCRIBED IN
THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "REGULAR  INTEREST"
IN A "REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN "INSTITUTIONAL  ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  ("ERISA"),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE")  (EACH,  A "PLAN"),  OR BY A PERSON USING "PLAN ASSETS" OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Variable Pass-Through Rate

Class III-B-[4][5][6] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
December 1, 2006                                           $__________

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
January 25, 2007                                           $__________

Master Servicer:                                           CUSIP: ____________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
February 25, 2034

                                          BEAR STEARNS ALT-A TRUST 2006-8
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-8

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         III-B-[4][5][6]  Certificates  with  respect to a Trust Fund  consisting  primarily of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. ("SAMI II"), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  "Mortgage  Loans")  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  ("EMC") and Master  Funding LLC ("Master  Funding")  to SAMI II.  Wells Fargo Bank,  National
Association  ("Wells  Fargo") will act as master  servicer of the Mortgage  Loans (the "Master  Servicer,"
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  "Agreement"),  among SAMI II, as depositor (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the "Securities  Administrator"),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  "Trustee"),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  "Distribution
Date"),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding  the  month of such  Distribution  Date,  an  amount  equal  to the  product  of the  Fractional
Undivided  Interest  evidenced by this  Certificate  and the amount (of  interest,  if any) required to be distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The  Assumed  Final
Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any  Mortgage  Loan and is not likely to be the date on which the  Certificate  Principal  Balance of this
Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the "1933 Act"),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  "Institutional  Accredited  Investor"  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder's  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder's prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  III-B-[4][5][6]  Certificate  will  be  made  unless  the
Securities  Administrator  has  received  either (i) Opinion of Counsel  for the  benefit of the  Trustee,
Master  Servicer and the Securities  Administrator  and which they may rely which is  satisfactory  to the
Securities  Administrator  that the purchase of this certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction under Section 406 of the Employee Retirement
Income  Security Act of 1974,  as amended  ("ERISA"),  and Section 4975 of the Internal  Revenue  Code, as
amended  (the  "Code"),  and  will  not  subject  the  Master  Servicer,  the  Trustee  or the  Securities
Administrator  to any  obligation or liability in addition to those  undertaken in the Agreement or (ii) a representation  letter  stating that the  transferee  is not acquiring  directly or  indirectly  by, or on behalf of, an employee benefit plan or other  retirement  arrangement that is subject to Title I of ERISA, and/or Section 4975 of the Code (each, a "Plan"), or by a person using "plan assets" of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof and of the Servicing  Agreement and the  modification of the rights and obligations of the Seller,
the  Master   Servicer,   the   Securities   Administrator   and  the   Trustee  and  the  rights  of  the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing  Agreement by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The  Agreement  also permits the  amendment  thereof and of the  Servicing  Agreement  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder's attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage  Loans at the time of any such  repurchase  is less than 10% of the sum of (x) the Cut-off
Date  Balance  and (y) the  Pre-Funded  Amounts  for Loan  Group II or (ii) the  Depositor,  based upon an
Opinion of Counsel  addressed to the  Depositor  and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement  has been lost or that a  substantial  risk  exists that such REMIC  status will be lost for the  then-current  taxable  year.  The  exercise  of such  right  will  effect  the early retirement  of the  Certificates.  In no event,  however,  will the Trust Fund  created  by the  Agreement continue  beyond  the  expiration  of 21 years  after  the  death of  certain  persons  identified  in the
Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: December 28, 2006                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This  is  one  of  the   Class   III-B-[4][5][6]   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                                 EXHIBIT B
                                              MORTGAGE LOAN SCHEDULE

   LOAN_SEQ                              ORIGINATOR                                  SERVICER_NAME                                             SOURCE                                                     CITY1
   16723414                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 New York
   16723433                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Santa Maria
   16723434                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Riverside
   16723436                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               San Gabriel
   16723259                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Cave Creek
   16723307                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Bowie
   16723326                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Park Ridge
   16723329                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Woodside
   16723332                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                San Ramon
   16723336                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Apollo Beach
   16384002                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                              PORTSMOUTH
   16567155                                 BSRM                                      EMCMORTGAGE                                 NATIONAL FIDELITY MORTGAGE CORP                                       Baltimore
   16609650                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                              SANTA CLARA
   16609670                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                              MILWAUKEE
   16606188                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                             DAWSONVILLE
   16609603                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                               Las Vegas
   16609612                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                           Hialeah
   16609647                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                            Fresno
   16606079                                EMCFLOW                                    EMCMORTGAGE                                      UNIVERSAL SAVINGS BANK                                            Mesquite
   16606086                                EMCFLOW                                    EMCMORTGAGE                                         CREDIT NORTHEAST                                              MELBOURNE
   16606094                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                             JACKSONVILLE
   16606099                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                          Saint Louis
   16606111                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                             TAYLORSVILLE
   16606128                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Forsyth
   16606140                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Forsyth
   16606032                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                               ATLANTA
   16606065                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               PALMDALE
   16605974                                EMCFLOW                                    EMCMORTGAGE                                   PINNACLE MORTGAGE GROUP INC                                           DENVER
   16605981                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                 Albuquerque
   16605984                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                            Rancho Cucamonga
   16605985                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Lathrop
   16605992                                EMCFLOW                                    EMCMORTGAGE                                      GUILD MORTGAGE COMPANY                                           Escondido
   16606025                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                                PINSON
   16606028                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                              BALTIMORE
   16605726                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                             SEVERNA PARK
   16605734                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                           Upper Marlboro
   16605756                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                              Doraville
   16604468                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              LAS VEGAS
   16604471                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           LAS VEGAS
   16604497                                EMCFLOW                                    EMCMORTGAGE                                          PRO30 FUNDING                                               Los Angeles
   16604512                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                                Detroit
   16605777                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                  Miami
   16604538                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                                Mesquite
   16604550                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                                Detroit
   16604551                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                                 Euless
   16604569                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                            Miami
   16605653                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                             COUNTRY PARK ACRES
   16604066                                EMCFLOW                                    EMCMORTGAGE                                           NV MORTGAGE                                                 Las Vegas
   16604087                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                Plantation
   16604138                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Sanford
   16604142                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                            Irvine
   16604148                                EMCFLOW                                    EMCMORTGAGE                                            POINT BANK                                               GRAND PRAIRIE
   16604150                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              Atlanta
   16604161                                EMCFLOW                                    EMCMORTGAGE                                     FIDELITY & TRUST MTG INC                                          WOODBRIDGE
   16604162                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                            orlando
   16604181                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                            TUCSON
   16603965                                EMCFLOW                                    EMCMORTGAGE                                            WR STARKEY                                                 MANSFIELD
   16604230                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                             GLENN WILLOW
   16604245                                EMCFLOW                                    EMCMORTGAGE                                     DELL FRANKLIN FINANCIAL,                                          PERRY HALL
   16604248                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Cedar Creek
   16604272                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              BRANDON
   16604050                                EMCFLOW                                    EMCMORTGAGE                                     FINANCIAL MORTGAGE, INC.                                          WOODBRIDGE
   16604297                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                Conyers
   16604356                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Adamstown
   16604365                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                Oviedo
   16604381                                EMCFLOW                                    EMCMORTGAGE                                         MONTICELLO BANK                                              Douglasville
   16604384                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               PALM CITY
   16604385                                EMCFLOW                                    EMCMORTGAGE                                     DELL FRANKLIN FINANCIAL,                                           PHOENIX
   16603864                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           La Mesa
   16603898                                EMCFLOW                                    EMCMORTGAGE                                        MILLENNIUM BANK NA                                             Woodbridge
   16603926                                EMCFLOW                                    EMCMORTGAGE                                     FIDELITY & TRUST MTG INC                                           BETHESDA
   16603933                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                              Castle Rock
   16603935                                EMCFLOW                                    EMCMORTGAGE                                            WR STARKEY                                                   HURST
   16603938                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               Manassas
   16603954                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                               LAS VEGAS
   16603826                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                 Corryton
   16603834                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                SPRINGFIELD
   16602841                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Las Vegas
   16602849                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              Richmond
   16602638                                EMCFLOW                                    EMCMORTGAGE                                     LIBERTY FINANCIAL GROUP                                            Seattle
   16602882                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Sacramento
   16602896                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Fresno
   16602897                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                              SAN FRANCISCO
   16602921                                EMCFLOW                                    EMCMORTGAGE                                          SOUTH PACIFIC                                                  Upland
   16602936                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Watauga
   16602939                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                             FRESNO
   16602950                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Sacramento
   16602682                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                          N LAS VEGAS
   16602984                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                                FRISCO
   16603011                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                             MANHATTAN BEACH
   16603029                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                               Lorton
   16603055                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                        SALT LAKE CITY
   16603060                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                       COLORADO SPRINGS
   16602727                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                              ELLENWOOD
   16602749                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Las Vegas
   16602781                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                              LOS ANGELES
   16602788                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Las Vegas
   16602800                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             BELTSVILLE
   16603806                                EMCFLOW                                    EMCMORTGAGE                                     CENTURY MORTGAGE COMPANY                                           BLUE ASH
   16602822                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                             Friendswood
   16602601                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                          Kansas City
   16602575                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Mabank
   16601345                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               RICHMOND
   16601432                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                               Bowie
   16602500                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Cincinnati
   16601116                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Henderson
   16601154                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           OAKLAND
   16601165                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                           Columbia
   16601282                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                               Los Angeles
   16601019                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                           STONE MOUNTAIN
   16601025                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                       New Port Richey
   16601028                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                Kissimmee
   16601044                                EMCFLOW                                    EMCMORTGAGE                                      REPUBLIC MORTGAGE LLC                                           N LAS VEGAS
   16600798                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                               Miami
   16600827                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                           WEYMOUTH
   16600846                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Brentwood
   16600900                                EMCFLOW                                    EMCMORTGAGE                                      TOWNE MORTGAGE COMPANY                                       SAINT CLAIR SHORES
   16600912                                EMCFLOW                                    EMCMORTGAGE                                      TOWNE MORTGAGE COMPANY                                            OAK PARK
   16600920                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              Las Vegas
   16599943                                EMCFLOW                                    EMCMORTGAGE                                         ACADEMY MORTGAGE                                             PRAIRIE VIEW
   16599901                                EMCFLOW                                    EMCMORTGAGE                                          SOUTH PACIFIC                                                 Highland
   16599911                                EMCFLOW                                    EMCMORTGAGE                                    ARLINGTON CAPITAL MORTGAGE                                        Philadelphia
   16599851                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                             CLEVELAND
   16599671                                EMCFLOW                                    EMCMORTGAGE                             MORTGAGE CAPITAL CORPORATION OF AMERICA                                  Rancho Park
   16599789                                EMCFLOW                                    EMCMORTGAGE                                        MILLENNIUM BANK NA                                            THOMASVILLE
   16599791                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                  FAIRFAX
   16599803                                EMCFLOW                                    EMCMORTGAGE                                           CMG MORTGAGE                                                 Gresham
   16599532                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                  Apopka
   16599537                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                 Hialeah
   16599538                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                           Saint Cloud
   16718274                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                                 SAN LEANDRO
   16718336                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Plainfield
   16021408                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                                BOWIE
   16717747                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Chula Vista
   16400774                                EMCFLOW                                    EMCMORTGAGE                                           NVR MORTGAGE                                               OWINGS MILLS
   16018725                                EMCFLOW                                    EMCMORTGAGE                                    NORTHERN PACIFIC MORTGAGE                                           Vallejo
   16596439                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              BALTIMORE
   16596446                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              BALTIMORE
   16596515                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                           Orlando
   16596519                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Madera
   16596554                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                                CAYUGA
   16596560                                EMCFLOW                                    EMCMORTGAGE                                    CORNERSTONE HOME MORTGAGE                                           Palm Bay
   16596573                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                       West Palm Beach
   16596207                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              WINSLOW
   16596217                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                          Fort Worth
   16596654                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           LAS VEGAS
   16596683                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                MURRAY
   16596731                                EMCFLOW                                    EMCMORTGAGE                                         HOMEWIDE LENDING                                               Temecula
   16596755                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                                Willis
   16596759                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                              Schaumburg
   16596766                                EMCFLOW                                    EMCMORTGAGE                                          PRO30 FUNDING                                                 Manteca
   16596806                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          Mansfield
   16596812                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           Lynnwood
   16597192                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                  Miami
   16597258                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                       WEST PALM BEACH
   16597342                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                Fort Myers
   16597359                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                 OSWEGO
   16597466                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                                MIAMI
   16597470                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                CHICAGO
   16597472                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                            Bonita Springs
   16596266                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                          RIVERSIDE
   16597533                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                 Chambersburg
   16597629                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                               Lehigh Acres
   16597677                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                             LOCKHART
   16597684                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              LAKELAND
   16597694                                EMCFLOW                                    EMCMORTGAGE                                      UNIVERSAL SAVINGS BANK                                           Las Vegas
   16596382                                EMCFLOW                                    EMCMORTGAGE                                    CORNERSTONE HOME MORTGAGE                                          MELBOURNE
   16717475                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Ashburn
   16595393                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Brentwood
   16595432                                EMCFLOW                                    EMCMORTGAGE                                          PRO30 FUNDING                                                 Modesto
   16595480                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          Lewisville
   16595491                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          Mansfield
   16595294                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                          LAS VEGAS
   16595304                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                   METAIRIE
   16594949                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                  Pittsburg
   16594958                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                           KNEELAND
   16595040                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                           BAYONET POINT
   16595043                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                               HUDSON
   16595070                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                           SAINT CLOUD
   16595107                                EMCFLOW                                    EMCMORTGAGE                                      UNIVERSAL SAVINGS BANK                                             HUDSON
   16595108                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                   MASON
   16595174                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                            HYATTSVILLE
   16595240                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                              MILWAUKEE
   16594873                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Orlando
   16594921                                EMCFLOW                                    EMCMORTGAGE                                          SOUTH PACIFIC                                                Riverside
   16591476                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               PORTLAND
   16591409                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Fresno
   16591416                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                               Denver
   16591603                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                       Colorado Springs
   16591630                                EMCFLOW                                    EMCMORTGAGE                                VILLAGE BANK MORTGAGE CORPORATION                                       Richmond
   16591634                                EMCFLOW                                    EMCMORTGAGE                                      INTERMOUNTAIN MORTGAGE                                         Salt Lake City
   16591643                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                         Jacksonville
   16591439                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                            Land O Lakes
   16594724                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                          Lexington
   16594759                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Fresno
   16591318                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                            Saint Paul
   16591350                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          Ellenwood
   16643793                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                           FERNDALE
   16648357                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Jupiter
   16546141                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Fresno
   16612965                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                          JACKSONVILLE
   16632265                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                          JACKSONVILLE
   16632303                                EMCFLOW                                    EMCMORTGAGE                                      REPUBLIC MORTGAGE LLC                                            HENDERSON
   16632544                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                             Littleton
   16671492                                 BSRM                                      EMCMORTGAGE                                       ALLIED HOME MORTGAGE                                             Hampton
   16671306                                 BSRM                                      EMCMORTGAGE                                      SENTINEL HOME MORTGAGE                                           Baltimore
   16717428                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Woodbridge
   16013891                                EMCFLOW                                    EMCMORTGAGE                                    MARSHALL BANKFIRST MORTGA                                          New Market
   16717216                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                             Alpharetta
   16013757                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          Davenport
   16013759                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                         Haines City
   16395572                                EMCFLOW                                    EMCMORTGAGE                                         WAUSAU MORTGAGE                                               LEOMINSTER
   16395621                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              LAKELAND
   16395368                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                               ATLANTA
   16395218                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                          Cape Coral
   16393894                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                THORNTON
   16393924                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                             Miami
   16001655                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                       Grosse Pointe Shores
   16393880                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Greenwood
   16393889                                EMCFLOW                                    EMCMORTGAGE                                     C & G FINANCIAL SERVICES                                       Rancho Cucamonga
   16714865                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              New Market
   16714872                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                           District Heights
   16714897                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             Hyattsville
   16393828                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Madera
   16714065                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               LONGMONT
   16643527                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Port Washington
   16640672                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Ashburn
   16704481                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Montgomery
   16768365                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Escondido
   16704478                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Virginia Beach
   16612699                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Granada Hills
   16768346                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Roslyn
   16704429                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               South Salem
   16704431                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Auburn
   16704432                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Van Nuys
   16704438                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Brooklyn
   16663876                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Annapolis
   16704410                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Longmont
   16704414                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Chandler
   16628983                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Webster Groves
   16672967                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               San Lorenzo
   16704421                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Sacramento
   16704422                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Waynesboro
   16704427                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Bloomingdale
   16658493                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Los Angeles
   16658496                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Severn
   16666841                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Northport
   16397414                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Haverstraw
   16708282                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               PHOENIX
   16728208                                 BSRM                                      EMCMORTGAGE                                            GR LENDING                                               Brooklyn Park
   16670374                                EMCFLOW                                    EMCMORTGAGE                                     FAIRFIELD FINANCIAL MTG                                           Marblehead
   16718167                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Lynnwood
   16768207                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Lake Ozark
   16780762                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Miami
   16777036                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                         Bakersfield
   16718169                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Windsor Mill
   16780683                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Las Vegas
   16798242                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Hamilton
   16780684                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 O Fallon
   16658456                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Staten Island
   16684538                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Monterey Park
   16780685                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Temple City
   16780686                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Maricopa
   16723599                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Fredericksburg
   16780687                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Maricopa
   16596966                                 BSRM                                      EMCMORTGAGE                                       SALLIE MAE MORTGAGE                                           Virginia Beach
   16731301                                 BSRM                                      EMCMORTGAGE                                     DOVE CAPITAL CORPORATION                                          Long Beach
   16730331                                 BSRM                                      EMCMORTGAGE                                       DIRECT MORTGAGE INC                                              Valrico
   16704415                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Fontana
   16730094                                 BSRM                                      EMCMORTGAGE                                      ONLINE FINANCIAL GROUP                                            San Jose
   16714138                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Orlando
   16676658                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                             Miami
   16649294                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 CAPE CORAL
   16649295                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   AUBURN
   16649296                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   REVERE
   16649305                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  LAWRENCE
   16649306                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   ATHENS
   16649311                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  LONGMONT
   16649315                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   CANTON
   16649316                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  ORLANDO
   16649319                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 CLARKSBURG
   16649320                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 PARK RIDGE
   16649321                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                               SOUTHERN PINES
   16649323                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  RIVERTON
   16649329                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   CANTON
   16649332                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   PARKER
   16649335                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   TAMPA
   16649345                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   OCALA
   16649330                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  MARIETTA
   16591163                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                CHICAGO
   16591142                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              Jacksonville
   16591095                                EMCFLOW                                    EMCMORTGAGE                                      WESTLEND FINANCING INC                                     ROLLING HILLS ESTATES
   16586122                                EMCFLOW                                    EMCMORTGAGE                                          PRO30 FUNDING                                                Patterson
   16586032                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                         Jacksonville
   16585938                                EMCFLOW                                    EMCMORTGAGE                                    FRONTIER INVESTMENT COMPA                                           Tukwila
   16585839                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                               CYPRESS
   16585870                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                              CENTERVILLE
   16585764                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          Arlington
   16585766                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                       Canal Winchester
   16585809                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               FIRESTONE
   16585691                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                          Las Vegas
   16585702                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                Escondido
   16673048                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Seattle
   16664301                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Wenatchee
   16629050                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              The Woodlands
   16717262                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Saugus
   16717271                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Sarasota
   16629043                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Arcadia
   16770690                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Port Richey
   16549566                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Anaheim
   16658431                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Redmond
   16658433                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Brighton
   16658436                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Mount Pleasant
   16663945                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Weehawken
   16658437                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Merrick
   16658439                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Hesperia
   16585659                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                         VICTORVILLE
   16658410                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Everett
   16770680                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 El Monte
   16585643                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                               MADRAS
   16585585                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                Fort Myers
   16770640                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Bellevue
   16770643                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Montclair
   16672635                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Bronx
   16770645                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Marina Del Rey
   16585530                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Sacramento
   16664298                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Pasadena
   16549521                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Darien
   16684229                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              New Fairfield
   16549529                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Castleton
   16585565                                EMCFLOW                                    EMCMORTGAGE                                     BM REAL ESTATE SERVICES                                           Las Vegas
   16684239                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Homestead
   16663909                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Seattle
   16684241                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Manson
   16684246                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Hayward
   16585448                                EMCFLOW                                    EMCMORTGAGE                                    1ST AMERICAN MORTGAGE FIN                                          WASHINGTON
   16672621                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 San Jose
   16770634                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Lynnwood
   16664285                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Torrance
   16770638                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Clarksburg
   16770614                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Fredericksburg
   16770616                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             South Lake Tahoe
   16770617                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Bakersfield
   16770612                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              College Point
   16575471                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          Blacklick
   16629027                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Ceres
   16666872                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Killington
   16666877                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Moreno Valley
   16634180                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Upper Marlboro
   16704574                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Stockton
   16666882                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Miami
   16360981                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Brighton
   16634176                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Phoenix
   16634178                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Charlevoix
   16634179                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Downey
   16664256                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Riverbank
   16723792                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Henderson
   16770603                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               West Covina
   16770607                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Ashburn
   16723788                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                            Commerce Township
   16664241                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Woodinville
   16634168                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Arden
   16704558                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Oxnard
   16666864                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Westfield
   16666868                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Chicago
   16634170                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Whitefish
   16634172                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Vacaville
   16634173                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Anaheim Hills
   16634174                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Seattle
   16664221                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Los Angeles
   16609713                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Seattle
   16723761                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Hoboken
   16664229                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Ashburn
   16723765                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Farmington
   16723769                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                            Kew Gardens Hills
   16664235                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Lancaster
   16666848                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Fort Washington
   16666849                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Burlington
   16666853                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Charlotte
   16666855                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Federal Way
   16575446                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                               Las Vegas
   16664218                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Winona
   16717169                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Fort Lee
   16575379                                EMCFLOW                                    EMCMORTGAGE                                            POINT BANK                                                 LAS VEGAS
   15562837                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                             Roxbury
   16572168                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                          PALM BEACH
   16574856                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         Las Vegas
   16574881                                EMCFLOW                                    EMCMORTGAGE                                    LENDMARK FINANCIAL SERVIC                                         Jacksonville
   16574968                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                          Sunny Isles Beach
   16574976                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Las Vegas
   16575041                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                        Winston Salem
   16575078                                EMCFLOW                                    EMCMORTGAGE                                     C & G FINANCIAL SERVICES                                         CORAL GABLES
   16575091                                EMCFLOW                                    EMCMORTGAGE                                     SOUTHERN TRUST MORTGAGE                                            NORFOLK
   16572080                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                            North Las Vegas
   16572082                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Lincoln
   16572097                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                            Tampa
   16571615                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                              NEW YORK CITY
   16571622                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                         San Antonio
   16571628                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           Lilburn
   16571666                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                               BAKERSFIELD
   16571706                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                        COMMERCE CITY
   16571811                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           LAS VEGAS
   16571877                                EMCFLOW                                    EMCMORTGAGE                                           UNIMORTGAGE                                                   TAMPA
   16571882                                EMCFLOW                                    EMCMORTGAGE                                         ACADEMY MORTGAGE                                              AUBURNDALE
   16571915                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Fairfield
   16571967                                EMCFLOW                                    EMCMORTGAGE                                    MARSHALL BANKFIRST MORTGA                                          HOMER GLEN
   16571998                                EMCFLOW                                    EMCMORTGAGE                                           NVR MORTGAGE                                               MOUNT HOLLY
   16572062                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                         Stockbridge
   16570714                                EMCFLOW                                    EMCMORTGAGE                                          SOUTH PACIFIC                                                 Barstow
   16570722                                EMCFLOW                                    EMCMORTGAGE                                         HOMEWIDE LENDING                                             LOS ANGELES
   16570748                                EMCFLOW                                    EMCMORTGAGE                                       AMERICAN HOME EQUITY                                          TRABUCO CANYON
   16570754                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              PLANTATION
   16570772                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               PALM CITY
   16571582                                EMCFLOW                                    EMCMORTGAGE                                    DRAPER AND KRAMER MORTGAGE                                          CHICAGO
   16570641                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                WOODSTOCK
   16570670                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                  Fresno
   16570672                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                            Denver
   16570265                                EMCFLOW                                    EMCMORTGAGE                                    CAPITOL MORTGAGE SERVICES                                         New Orleans
   16570364                                EMCFLOW                                    EMCMORTGAGE                                    NORTHERN PACIFIC MORTGAGE                                           Willits
   16570393                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                           Absecon
   16570422                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                         Forth Worth
   16570532                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                          LAS VEGAS
   16570618                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Las Vegas
   16567734                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              LAKELAND
   16567794                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Oakley
   16567854                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                               RICHMOND
   16567951                                EMCFLOW                                    EMCMORTGAGE                                       AMERICAN HOME EQUITY                                             SARASOTA
   16568170                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                       San Bernardino
   16568237                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                           Hampton
   16568786                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                  Scottsdale
   16568839                                EMCFLOW                                    EMCMORTGAGE                                     HOMEFIELD FINANCIAL INC                                            FONTANA
   16568938                                EMCFLOW                                    EMCMORTGAGE                                     MORTGAGE FINANCIAL, INC.                                            Milton
   16568959                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                               LEBANON
   16569006                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                          WEST PALM BEACH
   16569057                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                          Dorchester
   16569147                                EMCFLOW                                    EMCMORTGAGE                                      FIRST CAPITAL MORTGAGE                                            HAYWARD
   16567550                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          BALTIMORE
   16567583                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                          Kissimmee
   16567693                                EMCFLOW                                    EMCMORTGAGE                                           NVR MORTGAGE                                                MIDDLETOWN
   16567714                                EMCFLOW                                    EMCMORTGAGE                                     CENTURY MORTGAGE COMPANY                                          LOUISVILLE
   16567628                                EMCFLOW                                    EMCMORTGAGE                                     FAIRFIELD FINANCIAL MTG                                            WAREHAM
   16575280                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Orlando
   16575314                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                         Tallahassee
   16575317                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           Deltona
   16575263                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                             Mountain House
   16567389                                EMCFLOW                                    EMCMORTGAGE                                          PRO30 FUNDING                                                 Stockton
   16567397                                EMCFLOW                                    EMCMORTGAGE                                     FAIRFIELD FINANCIAL MTG                                           TITUSVILLE
   15499345                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              COLUMBUS
   16672551                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Woodbridge
   16672547                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Greenbelt
   16609682                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Las Vegas
   16609683                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Brooklyn
   16609687                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Medford
   16692141                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Vienna
   16672540                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Milpitas
   16208271                              COUNTRYWIDE                                  COUNTRYWIDE                                           COUNTRYWIDE                                              MADISON HEIGHTS
   16664190                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Worcester
   16609663                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Miami
   16634781                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Prince William
   16664189                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               New Rochelle
   16672515                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Lusby
   16770526                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              The Woodlands
   16609660                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Brooklyn
   16770519                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Riviera Beach
   16770516                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Beaumont
   16770505                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Seattle
   16718171                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Franklin
   16718160                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Sarasota
   16718164                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Sarasota
   16718166                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Fredericksburg
   16649951                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Miami
   16649952                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Pembroke Pines
   16649956                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Miami
   16549104                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                TUCSON
   16549107                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              FORT MILL
   16549108                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                TAMPA
   16549109                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              EL MIRAGE
   16549110                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               GILBERT
   16549112                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                 MESA
   16549118                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            WEST NEW YORK
   16549119                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                           ROYAL PALM BEACH
   16549120                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              COTTONWOOD
   16549122                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               GILBERT
   16549124                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                CERES
   16549125                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            RIVIERA BEACH
   16549126                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                           FORT LAUDERDALE
   16549128                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                           WEST PALM BEACH
   16549132                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                MIAMI
   16549133                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             NEW ROCHELLE
   16549141                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             MOUNT OLIVE
   16549142                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               GUILFORD
   16549145                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              FORT MYERS
   16549156                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              MILWAUKEE
   16549157                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                           SAINT AUGUSTINE
   16549159                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              WILMINGTON
   16549164                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                MARANA
   16549165                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              MIDDLEBURG
   16549170                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             CHAPEL HILL
   16549171                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               CHICAGO
   16549175                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              CLEVELAND
   16549180                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               ARCADIA
   16549181                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               FORT LEE
   16549185                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              CHARLOTTE
   16549187                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               BROOKLYN
   16549196                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              DEER PARK
   16549202                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               TRENTON
   16549205                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              DEER PARK
   16549208                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               GILBERT
   16549209                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             WATKINSVILLE
   16549219                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                CARSON
   16549221                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                BOISE
   16549224                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              NORTHRIDGE
   16549232                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAKE WORTH
   16549245                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               GILBERT
   16549247                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             MYRTLE BEACH
   16549249                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                CANBY
   16549251                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               STAMFORD
   16549266                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               JUPITER
   16549267                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               FT MYERS
   16549268                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             FAYETTEVILLE
   16549289                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              CAPE CORAL
   16549291                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               GILBERT
   16549302                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            REHOBOTH BEACH
   16549307                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               GLENDALE
   16549312                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              HOMESTEAD
   16549317                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               ORLANDO
   16549318                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PHOENIX
   16549322                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                TAMPA
   16549326                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              NASHVILLE
   16665222                                 BSRM                                      EMCMORTGAGE                                     VALLEY NATIONAL MORTGAGE                                            Tucson
   16666581                                 BSRM                                      EMCMORTGAGE                                     WESTERN THRIFT AND LOAN                                            Phoenix
   16666584                                 BSRM                                      EMCMORTGAGE                                 MINNESOTA MORTGAGE SERVICES INC                                       Chanhassen
   16645815                                 BSRM                                      EMCMORTGAGE                                      CARTERET MORTGAGE CORP                                            Fairfax
   16645867                                 BSRM                                      EMCMORTGAGE                                      AMERICAN BROKERAGE LLC                                            Kirkland
   16648150                                 BSRM                                      EMCMORTGAGE                                        SOUTHERN FINANCIAL                                               Canton
   16649627                                 BSRM                                      EMCMORTGAGE                                   CLIENTS CHOICE HOME LOAN LLC                                     Colorado Springs
   16649646                                 BSRM                                      EMCMORTGAGE                              UNITED HOME MORTGAGE CENTER OF FL INC                                      Davie
   16649654                                 BSRM                                      EMCMORTGAGE                                      BLUEPRINT MORTGAGE INC                                           San Pedro
   16650851                                 BSRM                                      EMCMORTGAGE                                   CAMBRIDGE FUNDING GROUP INC                                        Yorba Linda
   16650959                                 BSRM                                      EMCMORTGAGE                                        BUILDERS MORTGAGE                                             Queen Creek
   16653676                                 BSRM                                      EMCMORTGAGE                                      MARKET MORTGAGE IN VA                                            Cape Coral
   16655795                                 BSRM                                      EMCMORTGAGE                                            GR LENDING                                                Apple Valley
   16655816                                 BSRM                                      EMCMORTGAGE                                     HOMESMARTZ YOUR MORTGAGE                                         Saint Joseph
   16655864                                 BSRM                                      EMCMORTGAGE                                       ALLIED HOME MORTGAGE                                           North Easton
   16655735                                 BSRM                                      EMCMORTGAGE                                          CLUB MORTGAGE                                                  Merced
   16658092                                 BSRM                                      EMCMORTGAGE                                    UNITED COMMUNITY MORTGAGE                                      GALLOWAY TOWNSHIP
   16658209                                 BSRM                                      EMCMORTGAGE                                     WESTERN THRIFT AND LOAN                                         Lake Hopatcong
   16658235                                 BSRM                                      EMCMORTGAGE                                      MONARCH 1 MORTGAGE LLC                                            Phoenix
   16658125                                 BSRM                                      EMCMORTGAGE                              NFC WHOLESALE/NATIONAL FUNDING COMPANY                                    Phoenix
   16658294                                 BSRM                                      EMCMORTGAGE                                       PRISMA MORTGAGE CORP                                             Franklin
   16663572                                 BSRM                                      EMCMORTGAGE                                    AMERICAN HOME FUNDING INC                                       Colorado Springs
   16663658                                 BSRM                                      EMCMORTGAGE                                    SAGE MORTGAGE SERVICES INC                                         Mount Dora
   16663695                                 BSRM                                      EMCMORTGAGE                                    CONTINENTAL MORTGAGE CORP                                         Miami Beach
   16663528                                 BSRM                                      EMCMORTGAGE                                     CLEAR MORTGAGE SOLUTIONS                                          Henderson
   16663529                                 BSRM                                      EMCMORTGAGE                                     CLEAR MORTGAGE SOLUTIONS                                           Pasadena
   16631254                                 BSRM                                      EMCMORTGAGE                                       ALLIED HOME MORTGAGE                                          Universal City
   16634036                                 BSRM                                      EMCMORTGAGE                                  A ONE MORTGAGE & FINANCIAL LLC                                         Austin
   16634087                                 BSRM                                      EMCMORTGAGE                                          SPEED MORTGAGE                                              Minneapolis
   16634121                                 BSRM                                      EMCMORTGAGE                                      MONARCH 1 MORTGAGE LLC                                            Phoenix
   16634123                                 BSRM                                      EMCMORTGAGE                                        GOLF SAVINGS BANK                                           University Place
   16633966                                 BSRM                                      EMCMORTGAGE                                              GATOR                                                     MANASSAS
   16640596                                 BSRM                                      EMCMORTGAGE                                       FAMILY MORTGAGE LLC                                               Racine
   16643394                                 BSRM                                      EMCMORTGAGE                                 YOUNG & ASSOCIATES/ZIZI A YOUNG                                         Tampa
   16643460                                 BSRM                                      EMCMORTGAGE                                       ADVANTAGE HOME LOAN                                          Fort Lauderdale
   16643502                                 BSRM                                      EMCMORTGAGE                                       ADVANTAGE HOME LOAN                                           PEMBROKE PINES
   16643505                                 BSRM                                      EMCMORTGAGE                                      INTELLICHOICE MORTGAGE                                          Queen Creek
   16596088                                 BSRM                                      EMCMORTGAGE                                       SMART MONEY MORTGAGE                                        Fort Walton Beach
   16596904                                 BSRM                                      EMCMORTGAGE                                    UNITED COMMUNITY MORTGAGE                                          Piscataway
   16597063                                 BSRM                                      EMCMORTGAGE                                         L AND L MORTGAGE                                               Manassas
   16601727                                 BSRM                                      EMCMORTGAGE                                     WESTERN THRIFT AND LOAN                                           Pensacola
   16603700                                 BSRM                                      EMCMORTGAGE                                    MORTGAGE & EQUITY FUNDING                                           Richmond
   16605512                                 BSRM                                      EMCMORTGAGE                                        NORTHWEST MORTGAGE                                             Snohomish
   16611141                                 BSRM                                      EMCMORTGAGE                                      Northstar Residential                                             Houston
   16615835                                 BSRM                                      EMCMORTGAGE                                           MORTGAGE ONE                                                Saint Paul
   16628550                                 BSRM                                      EMCMORTGAGE                                     LENDING HOUSE FINANCIALS                                            Tucson
   16649932                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Schenectady
   16590880                                 BSRM                                      EMCMORTGAGE                                GRANDIS MORTGAGE/PATRICIA B MCCOLL                                   MOUNT PLESANT
   16574767                                 BSRM                                      EMCMORTGAGE                                          Aapex Mortgage                                               Riverview
   16564845                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                             Lake Elsinore
   16029606                                EMCFLOW                                    EMCMORTGAGE                                            JLM DIRECT                                                    KATY
   16348977                        AMERICAN HOME MORTGAGE                             EMCMORTGAGE                                      AMERICAN HOME MORTGAGE                                          CHAPEL HILL
   16564649                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                Chicago
   16232929                           SYNOVUS MORTGAGE                                EMCMORTGAGE                                         SYNOVUS MORTGAGE                                           SANTA ROSA BEACH
   16564570                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Fresno
   16564507                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                           Miami Beach
   16468009                                 BSRM                                      EMCMORTGAGE                                      JOSEPH SCOTT FINANCIAL                                           Cape Coral
   16563193                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                             OAKLEY
   16562675                                EMCFLOW                                    EMCMORTGAGE                                            POINT BANK                                                  ELMWOOD
   16562676                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              LAKELAND
   16562698                                EMCFLOW                                    EMCMORTGAGE                                      FIRST CAPITAL MORTGAGE                                           POINCIANA
   16562394                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             HAGERSTOWN
   16552123                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                             IONA
   16551755                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Lorain
   16551938                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                           HIGHLAND
   16551623                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Forked River
   16551644                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Lathrop
   16551691                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                             YUCAIPA
   16551701                                EMCFLOW                                    EMCMORTGAGE                                     DYNAMIC CAPITAL MORTGAGE                                          Biddeford
   16551737                                EMCFLOW                                    EMCMORTGAGE                                          SOUTH PACIFIC                                                 Compton
   16550067                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Las Vegas
   16551520                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                            CAPITOL HGTS
   16389794                                 BSRM                                      EMCMORTGAGE                                   HARBORSIDE FINANCIAL NETWORK                                          Orange
   16649924                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Seattle
   16649926                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Chesapeake
   16649927                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Lake Forest Park
   16649922                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Largo
   16684835                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Mukilteo
   16649920                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Riverdale
   16649921                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Kissimmee
   16132032                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Los Angeles
   16684801                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Saint Petersburg
   16684489                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                            Desert Hot Springs
   16684812                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              San Francisco
   16649902                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Auburn
   16649903                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Monterey Park
   16649904                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Fresh Meadows
   16684816                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Murphy
   16649906                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Winnetka
   16649907                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Santa Clarita
   16649908                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Spotsylvania
   16649909                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                San Dimas
   16649910                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Modesto
   16649913                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Chandler
   16649917                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Poughkeepsie
   16649919                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Arcadia
   16704383                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Lake Forest
   16684474                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Buena Park
   16684477                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Des Plaines
   16704348                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Ithaca
   16684468                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              The Woodlands
   16629144                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Concord
   16629149                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Palmdale
   16672415                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Bothell
   16629162                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Seatac
   16672416                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Harbor City
   16672417                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Ventura
   16672419                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Buena Park
   16629169                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               San Leandro
   16672420                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Pensacola
   16672422                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Tracy
   16672423                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Anderson
   16672424                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Olympia
   16672426                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Long Beach
   16672427                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Spotsylvania
   16658443                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Phoenix
   16658447                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Daly City
   16658451                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Kenmore
   16684292                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Scottsdale
   16658455                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Yonkers
   16658463                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Hempstead
   16658470                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Fort Lee
   16658472                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Arcadia
   16704519                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Palm Coast
   16658490                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               San Gabriel
   16684515                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Moreno Valley
   16684196                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Sunnyvale
   16629134                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Oakland
   16770409                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               HINSDALE
   16685423                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                MONEE
   16650774                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               WAUKESHA
   16650775                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               JUSTICE
   16685426                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                          LAKE IN THE HILLS
   16650776                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           ROUND LAKE BEACH
   16685427                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              SCHAUMBURG
   16650777                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16650778                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            BUFFALO GROVE
   16789091                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             ORLAND PARK
   16789092                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              MILWAUKEE
   16789094                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              GLEN ELLYN
   16789096                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            HIGHLAND PARK
   16789097                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               GILBERTS
   16789098                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              LA GRANGE
   16789099                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770410                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               OAK LAWN
   16770411                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             MELROSE PARK
   16770412                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               HINSDALE
   16673341                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16673342                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              ROMEOVILLE
   16673343                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              ROMEOVILLE
   16770381                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              WOODRIDGE
   16673344                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16770463                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           HARWOOD HEIGHTS
   16770382                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                LEMONT
   16673345                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              ROMEOVILLE
   16770464                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               LANSING
   16770383                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             CALUMET CITY
   16673346                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16770465                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               BURBANK
   16770384                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                BERWYN
   16673347                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              ROMEOVILLE
   16347097                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               DELAVAN
   16770466                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            MOUNT PROSPECT
   16770385                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               BARTLETT
   16673348                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16770386                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673349                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16770387                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770388                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               EVANSTON
   16770389                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               ADDISON
   16662900                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16673350                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662901                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                Berwyn
   16673351                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            HIGHLAND PARK
   16662902                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             WILLOWBROOK
   16770470                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                LEMONT
   16662903                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              Naperville
   16673352                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770471                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              WEST BEND
   16770390                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673353                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            LA GRANGE PARK
   16380637                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            MOUNT PROSPECT
   16662904                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             Merrillville
   16770472                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               LOMBARD
   16770391                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             DES PLAINES
   16673354                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            PINGREE GROVE
   16662905                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            Hickory Hills
   16770473                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              PARK RIDGE
   16770392                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             WILLOWBROOK
   16662906                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                Lemont
   16770474                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770393                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           ROLLING MEADOWS
   16673356                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                 GARY
   16770475                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               BURBANK
   16770394                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673357                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              MONTGOMERY
   16770476                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            MOUNT PROSPECT
   16770395                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673358                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              NAPERVILLE
   16770396                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           PROSPECT HEIGHTS
   16673359                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             PALOS HILLS
   16770479                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770398                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              BOCA RATON
   16770399                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               NORRIDGE
   16673360                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              NAPERVILLE
   16673361                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              WEST ALLIS
   16770481                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              PARK RIDGE
   16673363                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673364                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               OAK PARK
   16770483                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             DES PLAINES
   16673365                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                BERWYN
   16770484                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                ELGIN
   16673366                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               STICKNEY
   16770485                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               JUSTICE
   16673367                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              PARK RIDGE
   16770486                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673368                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               ROCKFORD
   16770487                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           NORTH BARRINGTON
   16673369                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              PARK RIDGE
   16789100                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673370                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16673371                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              NAPERVILLE
   16789102                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              OCONOMOWOC
   16673372                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                NAPLES
   16789103                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             PALOS HILLS
   16789104                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            HICKORY HILLS
   16789105                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             HAINSESVILLE
   16789106                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                BERWYN
   16789107                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               HILLSIDE
   16789108                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             CAROL STREAM
   16789109                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                BERWYN
   16717849                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16677497                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16677498                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              ALGONQUIN
   16677499                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                BERWYN
   16789110                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               MUSKEGO
   16789111                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              NORTHLAKE
   16662850                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              PLAINFIELD
   16717850                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               WESTMONT
   16789112                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                          ELK GROVE VILLAGE
   16662851                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              Plainfield
   16662852                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16789113                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16717851                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16717852                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                AURORA
   16789114                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662853                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            Downers Grove
   16789115                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16717853                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               PALATINE
   16662854                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             North Aurora
   16717854                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16789116                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16717855                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16717856                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662857                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              Plainfield
   16789118                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16717857                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               WESTMONT
   16662858                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            Buffalo Grove
   16789119                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16717858                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            FRANKLIN PARK
   16662859                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16717859                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662860                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             Hanover Park
   16650728                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              WOODRIDGE
   16717860                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              NAPERVILLE
   16662861                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                          Elk Grove Village
   16650729                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           CARPENTERSVILLE
   16662862                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Wheeling
   16789123                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             COUNTRYSIDE
   16662863                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16662864                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                Worth
   16789125                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                ELGIN
   16662865                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                Cicero
   16662866                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16789127                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               ROSELLE
   16662867                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Lockport
   16789128                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662868                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16662869                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16650730                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                JOLIET
   16650732                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                LISLE
   16608614                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           GLENDALE HEIGHTS
   16650734                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                          COUNTRY CLUB HILLS
   16650735                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              STREAMWOOD
   16650736                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              SHOREWOOD
   16650737                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              GENOA CITY
   16662870                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              Brookfield
   16650738                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               GLENVIEW
   16717870                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            DOWNERS GROVE
   16662871                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             Des Plaines
   16717871                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                ELBURN
   16662872                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              Milwaukee
   16717872                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                GENEVA
   16662873                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             Elmwood Park
   16662874                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                Aurora
   16717873                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               MARENGO
   16717874                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             PRAIRIE VIEW
   16662875                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16662876                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           PLEASANT PRAIRIE
   16717875                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             ELMWOOD PARK
   16717876                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662877                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Glenview
   16717877                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                RACINE
   16662878                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           Harwood Heights
   16717878                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                ELGIN
   16662879                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16717879                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               JUSTICE
   16650740                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            SCHILLER PARK
   16650742                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16650743                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              PARK RIDGE
   16650744                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16650745                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               LOCKPORT
   16650746                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16650747                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             WILLOWBROOK
   16662880                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             Westchester
   16650748                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16650749                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               PALATINE
   16717880                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662881                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Lombard
   16717881                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662882                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              Elm Grove
   16662883                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            Franklin Park
   16717882                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           CLARENDON HILLS
   16717883                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662884                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             Des Plaines
   16662885                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16717884                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               ROSEMONT
   16717885                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662886                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16662887                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Palatine
   16662888                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                          Lake in the Hills
   16662889                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            Evergreen Park
   16405022                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              MILWAUKEE
   16685400                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                AURORA
   16650750                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                SKOKIE
   16685401                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             DES PLAINES
   16650751                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              STREAMWOOD
   16685402                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              ALGONQUIN
   16685404                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              MILWAUKEE
   16650754                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16650755                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685406                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             ORLAND PARK
   16650756                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685408                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662890                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Chicago
   16650758                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           CENTRAL STICKNEY
   16650759                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              MILWAUKEE
   16685409                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16662891                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            Downers Grove
   16770416                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             PALOS HILLS
   16770417                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               ROCKFORD
   16772011                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Charlotte
   16731861                                EMCFLOW                                    EMCMORTGAGE                                      AMERICAN STERLING BANK                                        NORTH HIGHLANDS
   16731935                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                           Marshall
   16732031                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                          Pine Grove
   16728653                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                          San Diego
   16729783                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                          LAS VEGAS
   16731502                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                              Mesa
   16549441                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Brentwood
   16549443                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Oakland
   16549488                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                               E PALO ALTO
   16549515                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               CHARLOTTE
   16377946                                 BSRM                                      EMCMORTGAGE                                          DUNES MORTGAGE                                              Myrtle Beach
   16723416                                EMCFLOW                                    EMCMORTGAGE                                       DIRECT MORTGAGE CORP                                            LAS CRUCES
   16723623                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Brandywine
   16723670                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                            Fort Washington
   16723677                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Centreville
   16723546                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Elkridge
   16723591                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Upper Marlboro
   16723618                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Ashburn
   16723298                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Fredericksbrg
   16721959                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         LAS VEGAS
   16721960                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Brandywine
   16721873                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Mckinney
   16722018                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Mitchellville
   16722062                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Walkersville
   16722071                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Havre De Grace
   16722081                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Owings Mills
   16722161                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                             Mesa
   16718415                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Fort Myers
   16718448                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Spring Hill
   16718515                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                           HOUSTON
   16718754                                EMCFLOW                                    EMCMORTGAGE                                       REUNION MORTGAGE INC                                            SANTA CRUZ
   16718759                                EMCFLOW                                    EMCMORTGAGE                                       REUNION MORTGAGE INC                                             MOORPARK
   16718798                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Manassas
   16715044                                EMCFLOW                                    EMCMORTGAGE                                     FRANKLIN FIRST FINANCIAL                                           Brooklyn
   16715083                                EMCFLOW                                    EMCMORTGAGE                                       COMUNITY LENDING INC                                           Los Angeles
   16715190                                EMCFLOW                                    EMCMORTGAGE                                         ALTERNA MORTGAGE                                              Princeton
   16715285                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                           Upper Marlboro
   16717254                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Bridgeport
   16718220                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         SAN MARCOS
   16718276                                EMCFLOW                                    EMCMORTGAGE                                      GUILD MORTGAGE COMPANY                                          SUISUN CITY
   16710818                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                           Reunion
   16710827                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                               LAS VEGAS
   16710830                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                WHITTIER
   16710839                                EMCFLOW                                    EMCMORTGAGE                                  UNITED RESIDENTIAL LENDING LLC                                       Kissimmee
   16710882                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                         Pass Christian
   16710924                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                   Phoenix
   16710972                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                          LATHROP
   16711057                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                  Oxnard
   16711072                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                 Monroe
   16711168                                EMCFLOW                                    EMCMORTGAGE                                    PMCC/GENEVA MORTGAGE CORP                                          LIGHTHOUSE
   16711173                                EMCFLOW                                    EMCMORTGAGE                                    CHARTER CAPITAL CORPORATI                                         SANTA CLARA
   16711238                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               CHANDLER
   16711240                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                               Woodstock
   16711354                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                            Corona
   16713773                                EMCFLOW                                    EMCMORTGAGE                                           JDB MORTGAGE                                               CENTERVILLE
   16713797                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                                Ocala
   16713907                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               WILMINGTON
   16713990                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                           OAK PARK HEIGHTS
   16714192                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                            Stroudsburg
   16714726                                EMCFLOW                                    EMCMORTGAGE                                     ONE SOURCE MORTGAGE LLC                                             MACON
   16714753                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                        SAN FRANCISCO
   16710245                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                             Saint Cloud
   16710900                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                               Fort Worth
   16710105                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                              Clinton
   16710144                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           LAS VEGAS
   16709662                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            Silver Spring
   16709710                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Bluffton
   16706741                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              EDGEWATER
   16706811                                EMCFLOW                                    EMCMORTGAGE                                      CRESTLINE FUNDING CORP                                           CAMARILLO
   16707247                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Margate
   16707718                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                Memphis
   16707784                                EMCFLOW                                    EMCMORTGAGE                                           COMPASS BANK                                             SANTA ROSA BEACH
   16707842                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Chandler
   16704133                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                 AZUSA
   16704171                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Plainfield
   16704229                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Manassas
   16704277                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                            Hudson
   16704287                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                            LEHIGH
   16704628                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                           Saint Petersburg
   16704696                                EMCFLOW                                    EMCMORTGAGE                                    FRONTIER INVESTMENT COMPA                                           Everett
   16706494                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Orlando
   16706519                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Lake Worth
   16706525                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Scottsdale
   16706542                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Brentwood
   16706553                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Los Angeles
   16706610                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         New Milford
   16697912                                EMCFLOW                                    EMCMORTGAGE                                      HOME LOAN SPECIALISTS                                             Anaheim
   16703985                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                        Flowery Branch
   16704090                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                           MEMPHIS
   16704110                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                         Saint Cloud
   16775765                                 BSRM                                      EMCMORTGAGE                                      LIFE MORTGAGE SERVICES                                          SPRINGFIELD
   16776347                                 BSRM                                      EMCMORTGAGE                                 CITYWIDE MORTGAGE ASSOCIATES INC                                   Maryland Heights
   16776450                                 BSRM                                      EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           SCOTTSDALE
   16787163                                 BSRM                                      EMCMORTGAGE                                       NORTHEAST FINANCIAL                                             Pottstown
   16549204                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                           FERNANDINA BEACH
   16549206                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              OAK ISLAND
   16549210                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             SAN ANTONIO
   16549211                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            WINTER SPRINGS
   16549212                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               FAIRPLAY
   16549213                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               MILFORD
   16549215                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             INDIANAPOLIS
   16549216                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              CAPE CORAL
   16549217                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              WESTFIELD
   16549220                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                MIAMI
   16549222                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              PENSACOLA
   16549223                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              FLAGSTAFF
   16549226                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                ATHENS
   16549227                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               WACONIA
   16549229                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              NORTH PORT
   16549230                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             QUEEN CREEK
   16549231                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                SENECA
   16549233                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               WATCHUNG
   16549234                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              CAPE CORAL
   16549235                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAKE WORTH
   16549236                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             FAYETTEVILLE
   16549237                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              EVANSVILLE
   16549239                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             SUMMERVILLE
   16549240                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               FREEPORT
   16549241                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                           SAINT PETERSBURG
   16549242                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              HOMESTEAD
   16549243                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               TOWNSEND
   16549244                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              CAPE CORAL
   16549248                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LOUISVILLE
   16549252                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAS VEGAS
   16549253                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                DENVER
   16549254                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               ANAHEIM
   16549255                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              MCDONOUGH
   16549257                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              SCOTTSDALE
   16549258                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             WESTMINSTER
   16549259                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              HOMESTEAD
   16549260                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             JACKSONVILLE
   16549261                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               FT MYERS
   16549262                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               ORLANDO
   16549264                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              EVANSVILLE
   16549265                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              HOMESTEAD
   16549271                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAS VEGAS
   16549272                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                ANKENY
   16549273                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                ANKENY
   16549274                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                ANKENY
   16549275                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                 AVON
   16549276                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                          HILTON HEAD ISLAND
   16549277                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             FORT PIERCE
   16549278                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               WALDORF
   16549279                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              IOWA CITY
   16549280                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              SANDPOINT
   16549281                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               SAN JOSE
   16549282                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              NEW LISBON
   16549283                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PORTLAND
   16549284                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                OXNARD
   16549285                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               REDFORD
   16549286                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              FORT MYERS
   16549287                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             SOUTHAMPTON
   16549288                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              BEAVERTON
   16549292                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                           PORT SAINT LUCIE
   16549293                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               MERIDIAN
   16549295                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             CHAPEL HILL
   16549296                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            SURFSIDE BEACH
   16549297                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               MARIETTA
   16549298                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               BOTHELL
   16549300                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              GRASS LAKE
   16549301                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PHOENIX
   16549303                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            RIVIERA BEACH
   16549304                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              WOODSTOCK
   16549305                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             WALLINGFORD
   16549308                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PORTLAND
   16549309                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PHOENIX
   16549310                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PHOENIX
   16549311                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             YORBA LINDA
   16549313                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                CARMEL
   16549314                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            PEMBROKE PINES
   16549319                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              RAPID CITY
   16549321                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                MIAMI
   16549323                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             INDIANAPOLIS
   16549324                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            SAINT CHARLES
   16549325                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              CAVE CREEK
   16549100                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PALM BAY
   16549101                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            VIRGINIA BEACH
   16549102                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            VIRGINIA BEACH
   16549103                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            VIRGINIA BEACH
   16549106                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            VIRGINIA BEACH
   16549113                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PHOENIX
   16549114                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                           FORT LAUDERDALE
   16549115                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             PUNTA GORDA
   16549116                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             MIAMI BEACH
   16549117                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              HARRISBURG
   16549121                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAS VEGAS
   16549123                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               HOBOKEN
   16549134                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               JACOBUS
   16549135                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             TALLAHASSEE
   16549136                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                MIAMI
   16549137                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             GAINESVILLE
   16549138                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                ATHOL
   16549139                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PORTLAND
   16549140                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                MIAMI
   16549144                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               WAUKEGAN
   16549146                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              HAVERHILL
   16549147                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               BOULDER
   16549148                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             HAINES CITY
   16549149                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                BRONX
   16549150                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               BLUFFTON
   16549151                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            BOYNTON BEACH
   16549152                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              SAHUARITA
   16549153                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               SHERWOOD
   16549154                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              GROVE CITY
   16549158                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PHOENIX
   16549160                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               ATLANTA
   16549163                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                           LAUDERDALE LAKES
   16549166                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAKE CITY
   16549167                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                OCALA
   16549168                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             JACKSONVILLE
   16549169                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              VANCOUVER
   16549177                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PHOENIX
   16549178                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LINDSTROM
   16549179                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              KENNEWICK
   16549182                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAS VEGAS
   16549183                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               COPIAGUE
   16549184                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PORTLAND
   16549186                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              MARBLEHEAD
   16549188                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               OAK LAWN
   16549189                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                STUART
   16549190                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               PAHOKEE
   16549191                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAS VEGAS
   16549192                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAS VEGAS
   16549193                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              LAS VEGAS
   16549194                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                            WINTER SPRINGS
   16549195                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              ORO VALLEY
   16549197                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               ST LOUIS
   16549199                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                              SHEBOYGAN
   16549200                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                                SPARKS
   16549201                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                             PORT ORANGE
   16549203                           OHIO SAVINGS BANK                               EMCMORTGAGE                                        OHIO SAVINGS BANK                                               MARIETTA
   16666521                                 BSRM                                      EMCMORTGAGE                                       FAIRWAY INDEPENDENT                                              Phoenix
   16671370                                 BSRM                                      EMCMORTGAGE                                    STATEWIDE FINANCIAL GROUP                                          SAN DIEGO
   16727981                                 BSRM                                      EMCMORTGAGE                                      EVERGREEN LENDING INC                                             Fontana
   16728186                                 BSRM                                      EMCMORTGAGE                                       PACIFIC ESTATES MTG                                              Berkeley
   16731337                                 BSRM                                      EMCMORTGAGE                                     PREMIER MORTGAGE FUNDING                                         Myrtle Beach
   16710613                                 BSRM                                      EMCMORTGAGE                                        AMERIHOME MORTGAGE                                              Chandler
   16713499                                 BSRM                                      EMCMORTGAGE                           PRO MORTGAGE/PROFESSIONAL MORTGAGE GROUP INC                                SAN RAFAEL
   16714664                                 BSRM                                      EMCMORTGAGE                                  A ONE MORTGAGE & FINANCIAL LLC                                      Minneapolis
   16716245                                 BSRM                                      EMCMORTGAGE                                     PREMIER MORTGAGE FUNDING                                            Edina
   16697279                                 BSRM                                      EMCMORTGAGE                        FIRST CAPITAL LENDING GROUP/PREMIER FINANCIAL INC                               Orlando
   16700047                                 BSRM                                      EMCMORTGAGE                                       AMERICAN MTG EXPRESS                                              Wilton
   16706330                                 BSRM                                      EMCMORTGAGE                                       ALLIED HOME MORTGAGE                                         Port Saint Lucie
   16707371                                 BSRM                                      EMCMORTGAGE                                      EVERGREEN LENDING INC                                            Oceanside
   16709234                                 BSRM                                      EMCMORTGAGE                                      PARADIGM MORTGAGE CORP                                        Port Saint Lucie
   16709323                                 BSRM                                      EMCMORTGAGE                            TOPDOT MORTGAGE / PREMIUM CAPITAL FUNDING                                  Baltimore
   16691981                                 BSRM                                      EMCMORTGAGE                                   WEALTH SPRING MORTGAGE CORP                                       Brooklyn Park
   16691825                                 BSRM                                      EMCMORTGAGE                                     VALLEY NATIONAL MORTGAGE                                            Tucson
   16693091                                 BSRM                                      EMCMORTGAGE                                            LONGHORNS                                                    Albany
   16693274                                 BSRM                                      EMCMORTGAGE                                  ABSOLUTE MORTGAGE SERVICES INC                                         Austin
   16695691                                 BSRM                                      EMCMORTGAGE                                       AVANTOR CAPITAL LLC                                             CAPE CORAL
   16695811                                 BSRM                                      EMCMORTGAGE                                    AMERICAN HOME FUNDING INC                                       Colorado Springs
   16695844                                 BSRM                                      EMCMORTGAGE                                        THE LENDING GROUP                                               ORLANDO
   16685302                                 BSRM                                      EMCMORTGAGE                                              LIONS                                                   Jacksonville
   16683733                                 BSRM                                      EMCMORTGAGE                                      SENTINEL HOME MORTGAGE                                           Shrewsbury
   16687910                                 BSRM                                      EMCMORTGAGE                                      LIFE MORTGAGE SERVICES                                           Strafford
   16687844                                 BSRM                                      EMCMORTGAGE                                              LIONS                                                     Brooklyn
   16687968                                 BSRM                                      EMCMORTGAGE                                         UNICORN MORTGAGE                                               Seattle
   16671400                                 BSRM                                      EMCMORTGAGE                                      NATIONAL CITY MORTGAGE                                            Westbury
   16671404                                 BSRM                                      EMCMORTGAGE                                      ALLSTATE MORTGAGE CORP                                         Lanoka Harbor
   16676363                                 BSRM                                      EMCMORTGAGE                                           MORQUEST INC                                                  Miami
   16676389                                 BSRM                                      EMCMORTGAGE                                       FIRST TRUST MORTGAGE                                           Myrtle Beach
   16679040                                 BSRM                                      EMCMORTGAGE                                              GATOR                                                      Dublin
   16679030                                 BSRM                                      EMCMORTGAGE                                  REALTY WORLDFINANCIAL SERVICES                                        Hercules
   16679211                                 BSRM                                      EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Avondale
   16681010                                 BSRM                                      EMCMORTGAGE                                        STATE MORTGAGE LLC                                              Maricopa
   16681073                                 BSRM                                      EMCMORTGAGE                              MORTGAGE HOMETEAM OF SOUTH FLORIDA INC                                    Hialeah
   16681141                                 BSRM                                      EMCMORTGAGE                                      CARTERET MORTGAGE CORP                                           California
   16681174                                 BSRM                                      EMCMORTGAGE                                      CREATIVE MORTGAGE INC                                             Spokane
   16683767                                 BSRM                                      EMCMORTGAGE                                     MORTGAGE LOAN SOLUTIONS                                           Manalapan
   16001495                                EMCFLOW                                    EMCMORTGAGE                                    PREFERRED FINANCIAL GROUP                                       Fort Lauderdale
   16684787                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Glenn Dale
   16708220                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Glendale
   16684797                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Ashburn
   16684798                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Des Plaines
   16629124                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Daly City
   16664037                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Van Nuys
   16629127                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Long Beach
   16629128                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Birmingham
   16708332                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              San Francisco
   16546428                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                            MALDEN
   16546459                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                 GARDEN GROVE
   16546465                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                           Mchenry
   16545340                                EMCFLOW                                    EMCMORTGAGE                                          IRWIN MORTGAGE                                             Salt Lake City
   16545342                                EMCFLOW                                    EMCMORTGAGE                                          IRWIN MORTGAGE                                              South Ogden
   16544147                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           Orlando
   16544229                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                             Mountain House
   16544235                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          FORT WORTH
   16545471                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                         MIAMI BEACH
   16545476                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                      RANCHO PALO VERDES
   16545994                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           RICHMOND
   16545037                                EMCFLOW                                    EMCMORTGAGE                                       HUNTINGTON MORTGAGE                                             CHARLESTON
   16545056                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                            Lithonia
   16545063                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                                  MALIBU
   16546204                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                         Lehigh Acres
   16544008                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          SUGAR HILL
   16544014                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Ocala
   16544048                                EMCFLOW                                    EMCMORTGAGE                          HARBOURTON (2) MORTGAGE INVESTMENT CORPORATION                                 Moody
   16540343                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                               Miami Beach
   16540413                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             San Antonio
   16540851                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                 Parkland
   16468506                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                             Santa Rosa Beach
   16468509                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Brentwood
   16540173                                EMCFLOW                                    EMCMORTGAGE                                    MERIDIAN RESIDENTIAL CAPI                                      NORTH BAY VILLAGE
   16540186                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                             ATL
   16540221                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                               ATLANTA
   16468084                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               HOPEWELL
   16468099                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                Eatonton
   16468348                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                         PALM SPRINGS
   16422833                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           LITHONIA
   16422875                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              MIRAMAR
   16422694                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                         Land O Lakes
   16420115                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          FORT WORTH
   16420123                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            SAUGUS
   16419352                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                BALTIMORE
   16419638                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Peoria
   16407198                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                          N ANDOVER
   16406836                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                               RUSKIN
   16405521                                EMCFLOW                                    EMCMORTGAGE                                        JUST MORTGAGE INC                                               Decatur
   16405554                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                         Lehigh Acres
   16405601                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Wadsworth
   16404460                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                        LITTLEROCK AREA
   16404341                                EMCFLOW                                    EMCMORTGAGE                          HARBOURTON (2) MORTGAGE INVESTMENT CORPORATION                               McDonough
   16402724                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                           LINCOLN
   16402818                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                            OGDEN
   16402340                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            tacoma
   16402039                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               CORINTH
   16401936                                EMCFLOW                                    EMCMORTGAGE                                         ALTERNA MORTGAGE                                                MIAMI
   16713963                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                        Pembroke Pines
   16713895                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Pittsburgh
   15985573                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                            Charlotte
   16713593                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Albuquerque
   16713566                                EMCFLOW                                    EMCMORTGAGE                                           UNIMORTGAGE                                                JACKSONVILLE
   16711204                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Aurora
   16344507                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                         Minneapolis
   16342525                                EMCFLOW                                    EMCMORTGAGE                                    FINANCIAL RESOURCES GROUP                                          Pensacola
   16341970                                EMCFLOW                                    EMCMORTGAGE                                      TOWNE MORTGAGE COMPANY                                        CLINTON TOWNSHIP
   16339274                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               WOODBRIDGE
   16339323                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                            BERLIN
   16339186                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              BALTIMORE
   16339239                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                       Port Saint Lucie
   16329978                                EMCFLOW                                    EMCMORTGAGE                             MORTGAGE CAPITAL CORPORATION OF AMERICA                                 West Hollywood
   16329820                                EMCFLOW                                    EMCMORTGAGE                                         BAYROCK MORTGAGE                                               Waianae
   16329673                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Middletown
   16323371                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Riverview
   16306421                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                                PORTER
   16303796                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                          CAPE CORAL
   16300682                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                               LANHAM
   16300517                                EMCFLOW                                    EMCMORTGAGE                                         SUNSET MORTGAGE                                                CHICAGO
   16300473                                EMCFLOW                                    EMCMORTGAGE                                          NEXGEN LENDING                                                 Denver
   16296595                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                              LAS VEGAS
   16295703                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Worcester
   16295338                                EMCFLOW                                    EMCMORTGAGE                                    DRAPER AND KRAMER MORTGAGE                                           Basalt
   16290952                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                               SUWANEE
   16235375                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                            LAWRENCEVILLE
   16235036                                EMCFLOW                                    EMCMORTGAGE                                     STONE CREEK FUNDING INC                                          New Orleans
   16233605                                EMCFLOW                                    EMCMORTGAGE                                    HOMEAMERICAN MORTGAGE CORP                                          MODESTO
   16230570                                EMCFLOW                                    EMCMORTGAGE                                       PINE STATE MORTGAGE                                              Lakeland
   16659250                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                             ALBUQUERQUE
   16659256                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                      DUCK CREEK VILLAGE
   16659272                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                              LAS CRUCES
   16659274                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                             SAN ANTONIO
   16659321                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                          Long Beach
   16659120                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                              Kissimmee
   16659131                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              KAYSVILLE
   16659212                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Atlanta
   16659221                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               GREELEY
   16659047                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                             SAINT LOUIS
   16658696                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              Fontana
   16658783                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                           DELTONA
   16658889                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Rockville
   16658899                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               LAKE WORTH
   16658919                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                      PANAMA CITY BEACH
   16658483                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                               Norcross
   16658497                                EMCFLOW                                    EMCMORTGAGE                                        MILLENNIUM BANK NA                                              PASADENA
   16658500                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                               Norcross
   16658515                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                               WICHITA FALLS
   16658939                                EMCFLOW                                    EMCMORTGAGE                                     C & G FINANCIAL SERVICES                                       Fort Lauderdale
   16658955                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                             Mesa
   16658994                                EMCFLOW                                    EMCMORTGAGE                                     C & G FINANCIAL SERVICES                                         PURCELLVILLE
   16659007                                EMCFLOW                                    EMCMORTGAGE                                         CREDIT NORTHEAST                                               HOUSTON
   16659021                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                             Gainesville
   16659023                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                                Cocoa
   16659024                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                                Destin
   16658556                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               LA PLATA
   16658565                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                             MESA
   16658569                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                 GILROY
   16658613                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                          CAPE CORAL
   16658623                                EMCFLOW                                    EMCMORTGAGE                                    PROFESSIONAL MTG PARTNERS                                           OAK LAWN
   16658629                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Wanaque
   16656849                                EMCFLOW                                    EMCMORTGAGE                                       REUNION MORTGAGE INC                                             ANAHEIM
   16656946                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           FERNLEY
   16656986                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Canton
   16658421                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                  Tampa
   16658424                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                               hillsborough
   16658429                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              Round Rock
   16658435                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                 Fairburn
   16658477                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              Chesapeake
   16658363                                EMCFLOW                                    EMCMORTGAGE                                          AME FINANCIAL                                                 MARIETTA
   16658374                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                               Galloway
   16658418                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                               RALEIGH
   16656632                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Greeley
   16656648                                EMCFLOW                                    EMCMORTGAGE                                        SUNSHINE MORTGAGE                                                OXFORD
   16656661                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                            OGDEN
   16656737                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                                  Santa Ana
   16656844                                EMCFLOW                                    EMCMORTGAGE                                       REUNION MORTGAGE INC                                            FAIR OAKS
   16656540                                EMCFLOW                                    EMCMORTGAGE                                    PREFERRED FINANCIAL GROUP                                            SALEM
   16656462                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                            LAWRENCEVILLE
   16656504                                EMCFLOW                                    EMCMORTGAGE                                    PREFERRED FINANCIAL GROUP                                          LOS GATOS
   16656514                                EMCFLOW                                    EMCMORTGAGE                                         HOMEWIDE LENDING                                                TUSTIN
   16656531                                EMCFLOW                                    EMCMORTGAGE                                    PREFERRED FINANCIAL GROUP                                            SALEM
   16656261                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            Coral Springs
   16656292                                EMCFLOW                                    EMCMORTGAGE                                           UNIMORTGAGE                                                  HIALEAH
   16656311                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                              BOWIE
   16656320                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                DURHAM
   16656329                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           LAS VEGAS
   16656333                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         HENDERSON
   16656340                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                         LEHIGH ACRES
   16656390                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                       New Port Richey
   16656400                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                               CHICAGO
   16651822                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                             RENO
   16654484                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Phoenix
   16653825                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                           CORONA
   16653833                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         HENDERSON
   16654550                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                          Las Vegas
   16655962                                EMCFLOW                                    EMCMORTGAGE                                    HARBOURSIDE COMMUNITY BANK                                          Bluffton
   16655979                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               ROANOKE
   16653856                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                          EL PASO
   16653890                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                               Miami Lakes
   16653949                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Las Vegas
   16653963                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                            LEHIGH
   16654011                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                  TULSA
   16654016                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Orlando
   16654054                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                                ESSEX
   16654055                                EMCFLOW                                    EMCMORTGAGE                          HARBOURTON (2) MORTGAGE INVESTMENT CORPORATION                              BALL GROUND
   16654072                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                    ATL
   16654086                                EMCFLOW                                    EMCMORTGAGE                                          CAPITAL QUEST                                               CHAMBERSBURG
   16654089                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                             Lauderdale Lakes
   16654113                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            Silver Spring
   16654121                                EMCFLOW                                    EMCMORTGAGE                                     LIBERTY FINANCIAL GROUP                                             Denver
   16654137                                EMCFLOW                                    EMCMORTGAGE                          HARBOURTON (2) MORTGAGE INVESTMENT CORPORATION                                HAMPTON
   16654150                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Harrisonburg
   16654162                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Springfield
   16654193                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Hanover
   16654199                                EMCFLOW                                    EMCMORTGAGE                                     FIDELITY & TRUST MTG INC                                         CAPITOL HGTS
   16654245                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                 Deltona
   16654302                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Leesburg
   16655985                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               ROANOKE
   16655989                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Adamstown
   16655990                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                  SPRING
   16655999                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 MIAMI
   16656011                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Charlotte
   16656022                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                             ORLANDO
   16656086                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                              POTTSBORO
   16656101                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                         Walnut Creek
   16656125                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                           POMPANO BEACH
   16656144                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              SAN DIEGO
   16654360                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                    RODNEY
   16656160                                EMCFLOW                                    EMCMORTGAGE                                    MERIDIAN RESIDENTIAL CAPI                                           NEW YORK
   16654401                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                           Carlsbad
   16654410                                EMCFLOW                                    EMCMORTGAGE                                    MASON-MCDUFFIE MORTGAGE C                                        WOODLAND HILLS
   16651668                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                            DUBLIN
   16651734                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                 GRAND RAPIDS
   16650400                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Peoria
   16651466                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 ELBERTON
   16651474                                EMCFLOW                                    EMCMORTGAGE                                          SOUTH PACIFIC                                               Los Angeles
   16651487                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           LAS VEGAS
   16651497                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Charlotte
   16650454                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                              LAS VEGAS
   16650491                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Portland
   16651527                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            San Jose
   16650532                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              KAYSVILLE
   16650577                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Las Vegas
   16651555                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         LAS VEGAS
   16651590                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                            DRAPER
   16651593                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                            West Palm Bch
   16650619                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                            happy valley
   16651125                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                 Miramar
   16651130                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                              Gulf Shores
   16651154                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                           Reunion
   16651183                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               MONKTON
   16651190                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                             CITY VIEW HEIGHTS
   16651235                                EMCFLOW                                    EMCMORTGAGE                                           NV MORTGAGE                                                 Las Vegas
   16651259                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 HOUSTON
   16651261                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                  DRAPER
   16651286                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                            Naples
   16651307                                EMCFLOW                                    EMCMORTGAGE                                       NATIONSFIRST LENDING                                          MISSION VIEJO
   16651359                                EMCFLOW                                    EMCMORTGAGE                                         WAUSAU MORTGAGE                                               PLEASANTON
   16651360                                EMCFLOW                                    EMCMORTGAGE                                         HOMEWIDE LENDING                                             LOS ANGELES
   16651408                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             WASHINGTON
   16651434                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 LUBBOCK
   16651436                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               RALEIGH
   16651452                                EMCFLOW                                    EMCMORTGAGE                                        SUNSHINE MORTGAGE                                            Lawrenceville
   16650037                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              Mc Kinney
   16650042                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                               Columbus
   16648650                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Dublin
   16648667                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                                Hebron
   16648689                                EMCFLOW                                    EMCMORTGAGE                                 FAIRWAY INDEPENDENT CORPORATION                                         Keller
   16648691                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                           HOUSTON
   16648706                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              LAKELAND
   16648714                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                Key Largo
   16648716                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                          SALT LAKE CITY
   16648736                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              LAKELAND
   16650062                                EMCFLOW                                    EMCMORTGAGE                                          RESOURCE BANK                                                Huntington
   16650087                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                  Ocoee
   16650097                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                Hollywood
   16650106                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                Salisbury
   16650114                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                Salisbury
   16648770                                EMCFLOW                                    EMCMORTGAGE                                    CORNERSTONE HOME MORTGAGE                                        WESLEY CHAPEL
   16650171                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                         ALBUQUERQUE
   16648786                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                             Edgerton
   16648790                                EMCFLOW                                    EMCMORTGAGE                                     DELL FRANKLIN FINANCIAL,                                           COLUMBIA
   16648804                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          SACRAMENTO
   16650200                                EMCFLOW                                    EMCMORTGAGE                                     C & G FINANCIAL SERVICES                                        LAGUNA NIGUEL
   16650204                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                             WEED
   16650219                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Orlando
   16650222                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                          Tarpon Springs
   16650245                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               PORTLAND
   16650251                                EMCFLOW                                    EMCMORTGAGE                                     NORTHSTAR BANK OF TEXAS                                           SOUTHLAKE
   16648860                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Bridgeport
   16648864                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                          Cincinnati
   16648868                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Atlanta
   16648907                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         College Park
   16648990                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                               ATLANTA
   16649003                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                             LOS ANGELES
   16649020                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                            Dallas
   16649034                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                              CASTLE ROCK
   16649092                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                              CASTLE ROCK
   16650301                                EMCFLOW                                    EMCMORTGAGE                                        MILLENNIUM BANK NA                                           FT WASHINGTON
   16649137                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             Gaithersburg
   16649145                                EMCFLOW                                    EMCMORTGAGE                                      GUILD MORTGAGE COMPANY                                            PHOENIX
   16650314                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Passaic
   16650348                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          CHARLOTTE
   16650354                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                              SAN BERNARDINO
   16649915                                EMCFLOW                                    EMCMORTGAGE                                     FINANCIAL MORTGAGE, INC.                                         SPRINGFIELD
   16649928                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                           Orlando
   16649954                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Austin
   16649959                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Austin
   16649961                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Austin
   16649971                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              Snellville
   16649973                                EMCFLOW                                    EMCMORTGAGE                            HORIZON DIRECT INC DBA COMMITMENT LENDING                                 LOS ANGELES
   16649976                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              Jonesboro
   16649987                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                               Hampton
   16649993                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Sherman Oaks
   16650002                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Stockbridge
   16650004                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                            TAMPA
   16646678                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Brandywine
   16646679                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                  York
   16646720                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Chandler
   16648423                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 MEMPHIS
   16648444                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              GLEN ALLEN
   16648460                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                DALLAS
   16648467                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                ELGIN
   16648502                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                ACWORTH
   16648354                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                        Manassas Park
   16648366                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Goose Creek
   16648508                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                               Chester Heights
   16648386                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Jacksonville
   16648389                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Jupiter
   16648397                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Sebastopol
   16648400                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                            Stuart
   16648544                                EMCFLOW                                    EMCMORTGAGE                                            WR STARKEY                                                    ERIE
   16648569                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                RESTON
   16646640                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Homestead
   16646641                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Smyrna
   16646632                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Owings Mills
   16646384                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                              CASTLE ROCK
   16646396                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                    FRISCO
   16646405                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              FORT MYERS
   16646412                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                LANCASTER
   16646449                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                             COMMERCE CITY
   16646474                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                BRIGHTON
   16646485                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                BRIGHTON
   16646555                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                           CHARLOTTE
   16646581                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Hope Mills
   16646586                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Triangle
   16646591                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Lanham
   16646596                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Culpeper
   16646599                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Homestead
   16646603                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Fredericksburg
   16646608                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Seven Valleys
   16644167                                EMCFLOW                                    EMCMORTGAGE                                      INTERMOUNTAIN MORTGAGE                                             Sandy
   16645959                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                           West Palm Beach
   16645981                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                          IMPERIAL
   16646288                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                              ARLINGTON
   16646010                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 CHARLOTTE
   16646031                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             EDGEWATER
   16646067                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                               Grand Rapids
   16646070                                EMCFLOW                                    EMCMORTGAGE                                    PMCC/GENEVA MORTGAGE CORP                                          IRVINGTON
   16646074                                EMCFLOW                                    EMCMORTGAGE                                    PREFERRED FINANCIAL GROUP                                        SALT LAKE CITY
   16646101                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               HOWLAND
   16646130                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          SACRAMENTO
   16646156                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 HOUSTON
   16646183                                EMCFLOW                                    EMCMORTGAGE                                     ACCESS NATIONAL MORTGAGE                                           Webster
   16646212                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Lenexa
   16646213                                EMCFLOW                                    EMCMORTGAGE                                         CREDIT NORTHEAST                                                 MORA
   16646220                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                            LEHIGH
   16646240                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Henderson
   16646257                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                              FORT WORTH
   16644046                                EMCFLOW                                    EMCMORTGAGE                                          RESOURCE BANK                                                 Atlanta
   16644076                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                              Castle Rock
   16644081                                EMCFLOW                                    EMCMORTGAGE                                         BANK OF ENGLAND                                               FAIRFIELD
   16644091                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                           COLORADO SPRINGS
   16644020                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                  INKSTER
   16644030                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              Las Vegas
   16643804                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                          Oconomowoc
   16643860                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 LEESBURG
   16643872                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                            LAND O LAKES
   16643526                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Yorkville
   16643530                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Fowlerville
   16643532                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                             Reno
   16643875                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                ACCOKEEK
   16643900                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               WOODBRIDGE
   16643934                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                           Reunion
   16643556                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                             Austin
   16643727                                EMCFLOW                                    EMCMORTGAGE                                          CAPITAL QUEST                                                 BROOKLYN
   16643738                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              MILWAUKIE
   16643743                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                              FAIRFAX
   16643750                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                           CLEVELAND HEIGHTS
   16643751                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                               Brunswick
   16643774                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                         LEHIGH ACRES
   16638929                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                               ATLANTA
   16638932                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                              SNELLVILLE
   16638947                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                                BUFORD
   16638952                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                               ATLANTA
   16641073                                EMCFLOW                                    EMCMORTGAGE                                           AMSOUTH BANK                                                Bradenton
   16641086                                EMCFLOW                                    EMCMORTGAGE                                     SOUTHERN TRUST MORTGAGE                                         VIRGINIA BEACH
   16641089                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                ARLINGTON
   16638970                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                               ATLANTA
   16638979                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Vallejo
   16640685                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             Marco Island
   16640692                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Odenton
   16640722                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                          FOREST HEIGHTS
   16641117                                EMCFLOW                                    EMCMORTGAGE                                           AMSOUTH BANK                                                  Naples
   16641123                                EMCFLOW                                    EMCMORTGAGE                                           AMSOUTH BANK                                             Saint Petersburg
   16640726                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 MADISON
   16640756                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          SACRAMENTO
   16640819                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               CLEVELAND
   16640835                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                           VALLEJO
   16640840                                EMCFLOW                                    EMCMORTGAGE                                            WR STARKEY                                                   PLANO
   16640849                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                             LAKE ELSINORE
   16640873                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                             OAKLEY
   16641195                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              LAS VEGAS
   16641201                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                            LADERA RANCH
   16641203                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Mercersburg
   16641208                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                             Port Richey
   16640917                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Jacksonville
   16640927                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Bradenton
   16640929                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                          MARSEILLES
   16641254                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              MILWAUKIE
   16640937                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                         KANSAS CITY
   16640975                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                            Las Vegas
   16641020                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Kissimmee
   16638515                                EMCFLOW                                    EMCMORTGAGE                                      HOME LOAN SPECIALISTS                                             SALINAS
   16634457                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                               Delray Beach
   16634501                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                            TAMPA
   16634510                                EMCFLOW                                    EMCMORTGAGE                                    ATLAS MORTGAGE LENDING LLC                                        Redwood City
   16634534                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            Manassas Park
   16634544                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               READING
   16634610                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                          Saint Louis
   16634628                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                            RIVIERA BEACH
   16634652                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                            MARCO ISLAND
   16638550                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                            KISSIMMEE
   16638576                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 ARLINGTON
   16634722                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                             KANSAS CITY
   16638592                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Henderson
   16638633                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                 Detroit
   16638668                                EMCFLOW                                    EMCMORTGAGE                                    CAPITOL MORTGAGE SERVICES                                           ORLANDO
   16638669                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Sacramento
   16638675                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             BRANDYWINE
   16638686                                EMCFLOW                                    EMCMORTGAGE                                          CAPITAL QUEST                                              UPPR MARLBORO
   16634761                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                                POMONA
   16634769                                EMCFLOW                                    EMCMORTGAGE                                  UNITED RESIDENTIAL LENDING LLC                                         Minden
   16634776                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                               Lorton
   16634782                                EMCFLOW                                    EMCMORTGAGE                                           CORNERSTONE                                                   SPRING
   16634800                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                         Redwood City
   16638709                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                            Riviera Beach
   16638180                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                        EAGLE MOUNTAIN
   16638221                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Brunswick
   16638251                                EMCFLOW                                    EMCMORTGAGE                             SOUTHERN CRESCENT MORTGAGE & INVESTMENT                                  Fayetteville
   16638310                                EMCFLOW                                    EMCMORTGAGE                                     ONE SOURCE MORTGAGE LLC                                         STONE MOUNTAIN
   16638311                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           San Jose
   16638319                                EMCFLOW                                    EMCMORTGAGE                                           UNIMORTGAGE                                                 CINCINNATI
   16638359                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 Cincinnati
   16638369                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Brentwood
   16638407                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                          LAS VEGAS
   16638422                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Sunrise
   16638436                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 PORTLAND
   16638481                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                   AFFTON
   16638482                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                                 ANNA
   16638793                                EMCFLOW                                    EMCMORTGAGE                                         WAUSAU MORTGAGE                                                FOUNTAIN
   16638852                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           HENDERSON
   16629011                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                San Jose
   16629015                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Salinas
   16629097                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                         LEHIGH ACRES
   16629103                                EMCFLOW                                    EMCMORTGAGE                                     BM REAL ESTATE SERVICES                                             ENCINO
   16629106                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                              Triangle
   16629115                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Davie
   16629129                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                               Bowie
   16629145                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Aurora
   16632638                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Las Vegas
   16632643                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                           Milwaukee
   16629202                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                Atlanta
   16632718                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                  DALLAS
   16629223                                EMCFLOW                                    EMCMORTGAGE                                          AME FINANCIAL                                                LOGANVILLE
   16629236                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Carlsbad
   16629237                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Raleigh
   16629245                                EMCFLOW                                    EMCMORTGAGE                                      UNIVERSAL SAVINGS BANK                                           Sacramento
   16632833                                EMCFLOW                                    EMCMORTGAGE                                    MASON-MCDUFFIE MORTGAGE C                                           REDDING
   16632860                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                                PERRIS
   16632867                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Noblesville
   16632869                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Maple Valley
   16632882                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                             ALBUQUERQUE
   16632888                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Washington
   16632990                                EMCFLOW                                    EMCMORTGAGE                                       LAND/HOME FINANCIAL                                               UKIAH
   16632992                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Killingworth
   16633003                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                Sandy
   16629311                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                           Whittier
   16632253                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           GREELEY
   16632255                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                            SPARKS
   16632263                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         San Marcos
   16632281                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           LAS VEGAS
   16633013                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Richmond
   16633014                                EMCFLOW                                    EMCMORTGAGE                                    PEOPLES MORTGAGE CO/MORIA                                             Mesa
   16633020                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                             OREGON CITY
   16632321                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Henderson
   16632341                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Dayton
   16633080                                EMCFLOW                                    EMCMORTGAGE                                          PRO30 FUNDING                                                San Diego
   16633088                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Las Vegas
   16633105                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Boyds
   16633120                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                           Pickens
   16633161                                EMCFLOW                                    EMCMORTGAGE                                           NV MORTGAGE                                                    Reno
   16634201                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                 Leeds
   16632366                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                           MCHENRY
   16634215                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                 Leeds
   16634236                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Miami
   16632398                                EMCFLOW                                    EMCMORTGAGE                                        MILLENNIUM BANK NA                                               AXTON
   16632404                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                           SAINT CLOUD
   16632422                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Milford
   16632423                                EMCFLOW                                    EMCMORTGAGE                        COMMUNITY BANKSHARES INC DBA AFFILIATED FINANCIAL                              ESTES PARK
   16632429                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                         SAN ANTONIO
   16632432                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Riverdale
   16632441                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              Jacksonville
   16632453                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Chambersburg
   16632458                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Miami
   16634265                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                           West Palm Beach
   16634298                                EMCFLOW                                    EMCMORTGAGE                                    DRAPER AND KRAMER MORTGAGE                                          GLENVIEW
   16634302                                EMCFLOW                                    EMCMORTGAGE                                    1ST AMERICAN MORTGAGE FIN                                          GREENVILLE
   16634335                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Alameda
   16634340                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Las Vegas
   16632501                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                         Land O Lakes
   16632516                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                       American Canyon
   16632522                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Killeen
   16632539                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Doral
   16632590                                EMCFLOW                                    EMCMORTGAGE                                    PROFESSIONAL MTG PARTNERS                                         ROGERSVILLE
   16632615                                EMCFLOW                                    EMCMORTGAGE                                     C & G FINANCIAL SERVICES                                         CANOGA PARK
   16634348                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Midlothian
   16634373                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                            BLADENSBURG
   16616547                                EMCFLOW                                    EMCMORTGAGE                                          AME FINANCIAL                                                   ATL
   16616566                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Homestead
   16616628                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                         Los Angeles
   16628691                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                          San Antonio
   16628735                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Orlando
   16628881                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                              RENO
   16628914                                EMCFLOW                                    EMCMORTGAGE                                    CORNERSTONE HOME MORTGAGE                                          KISSIMMEE
   16628934                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              BALTIMORE
   16628956                                EMCFLOW                                    EMCMORTGAGE                                    MASON-MCDUFFIE MORTGAGE C                                           RICHMOND
   16628765                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                         PLEASANT GROVE
   16628799                                EMCFLOW                                    EMCMORTGAGE                                        MILLENNIUM BANK NA                                               OLNEY
   16628827                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                             ORLANDO
   16628859                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Davenport
   16628973                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                            Miami
   16628984                                EMCFLOW                                    EMCMORTGAGE                         MORTGAGE AMERICA INC DBA MORTGAGE AMERICA OF AL                                Columbus
   16628992                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                  Miami
   16629008                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                             Mountain House
   16616450                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               ABERDEEN
   16616465                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                                FRISCO
   16616514                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                               Laurel
   16616524                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Oswego
   16616540                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Frederick
   16616472                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                             Fort Lauderdale
   16616483                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               HOWLAND
   16616210                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                DETROIT
   16616245                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                DETROIT
   16616291                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               LEANDER
   16616299                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                Fort Myers
   16616327                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                              IRVINE
   16616353                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Sacramento
   16615952                                EMCFLOW                                    EMCMORTGAGE                                     FIDELITY & TRUST MTG INC                                          ANNANDALE
   16615979                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Brownsburg
   16615987                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              BALTIMORE
   16612776                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                             ANTIOCH
   16612781                                EMCFLOW                                    EMCMORTGAGE                          HARBOURTON (2) MORTGAGE INVESTMENT CORPORATION                                 Jasper
   16612802                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                         Suisun City
   16612905                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                             LEAVITTSBURG
   16612922                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             Baltimore
   16612939                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Falls Church
   16612959                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                       COLORADO SPRINGS
   16616012                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 CHARLOTTE
   16616048                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Corona
   16616064                                EMCFLOW                                    EMCMORTGAGE                                           VALLEY BANK                                                  Culpeper
   16616072                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                               RIVERSIDE
   16616083                                EMCFLOW                                    EMCMORTGAGE                                    ARLINGTON CAPITAL MORTGAGE                                          Newport
   16616088                                EMCFLOW                                    EMCMORTGAGE                                        SUNSHINE MORTGAGE                                                OXFORD
   16612970                                EMCFLOW                                    EMCMORTGAGE                                           UNIMORTGAGE                                                  PALM BAY
   16612973                                EMCFLOW                                    EMCMORTGAGE                          OWNIT MORTGAGE SOLUTIONS DBA OAKMONT MORTGAGE                                  Pahoa
   16612991                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Portland
   16613000                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                          ARLINGTON
   16613019                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Pikesville
   16613020                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                             MYRTLE BEACH
   16613037                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                             Great Falls
   16613098                                EMCFLOW                                    EMCMORTGAGE                                     FIDELITY & TRUST MTG INC                                          FREDERICK
   16613113                                EMCFLOW                                    EMCMORTGAGE                                       THE LENDING COMPANY                                              Phoenix
   16616109                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 PORTSMOUTH
   16616146                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                           Saint Cloud
   16613142                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                           WEST VALLEY CITY
   16613146                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                           FREDERICKSBURG
   16613165                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Glendale
   16613173                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            SAUGUS
   16613177                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Denver
   16616176                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 PORTLAND
   16616183                                EMCFLOW                                    EMCMORTGAGE                                    CAPITOL MORTGAGE SERVICES                                           COLUMBUS
   16613181                                EMCFLOW                                    EMCMORTGAGE                                      UNIVERSAL SAVINGS BANK                                           Scottsdale
   16613247                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              Houston
   16613250                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                               Denver
   16613274                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                         Bakersfield
   16612667                                EMCFLOW                                    EMCMORTGAGE                                            POINT BANK                                               WEST FRANKFORT
   16612678                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Fort Myers
   16612686                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                                RIVERSIDE
   16612705                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                             HAINES CITY
   16611292                                EMCFLOW                                    EMCMORTGAGE                                     CENTURY MORTGAGE COMPANY                                         INDIANAPOLIS
   16611654                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                            EVANS
   16611688                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                 Victorville
   16611328                                EMCFLOW                                    EMCMORTGAGE                                    ARLINGTON CAPITAL MORTGAGE                                        Philadelphia
   16611331                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                Gwynn Oak
   16611339                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                  Debary
   16611350                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                  Tampa
   16611379                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            Salem
   16611438                                EMCFLOW                                    EMCMORTGAGE                                      REPUBLIC MORTGAGE LLC                                            Las Vegas
   16611489                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                            Savannah
   16611721                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Fresno
   16611507                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                               Orlando
   16611618                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 TWINSBURG
   16611785                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                           Port Saint Lucie
   16611804                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Parker
   16611849                                EMCFLOW                                    EMCMORTGAGE                                     SOUTHERN TRUST MORTGAGE                                          Mt Pleasant
   16611862                                EMCFLOW                                    EMCMORTGAGE                            HORIZON DIRECT INC DBA COMMITMENT LENDING                                 LOS ANGELES
   16611863                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Cumming
   16612617                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Cloverdale
   16612623                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Guerneville
   16609919                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                              RENO
   16610012                                EMCFLOW                                    EMCMORTGAGE                                        KIRKWOOD FINANCIAL                                               RINCON
   16610019                                EMCFLOW                                    EMCMORTGAGE                                    CAPITOL MORTGAGE SERVICES                                           LIVONIA
   16610040                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                            Las Vegas
   16610072                                EMCFLOW                                    EMCMORTGAGE                                     STONE CREEK FUNDING INC                                           DEER PARK
   16610081                                EMCFLOW                                    EMCMORTGAGE                                         ALTERNA MORTGAGE                                             Philadelphia
   16610103                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                         Sacramento
   16610135                                EMCFLOW                                    EMCMORTGAGE                         SAN LUIS CAPITAL INC DBA PACIFIC TRUST MORTGAGE                               ATASCADERO
   16610141                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           GRESHAM
   16610182                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Warrenton
   16610222                                EMCFLOW                                    EMCMORTGAGE                                   PINNACLE MORTGAGE GROUP INC                                           PARKER
   16611235                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Madera
   16611279                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              RIVERDALE
   16610308                                EMCFLOW                                    EMCMORTGAGE                                     STONE CREEK FUNDING INC                                           LAS VEGAS
   16610309                                EMCFLOW                                    EMCMORTGAGE                                     STONE CREEK FUNDING INC                                         CORAL SPRINGS
   16611189                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                         Paso Robles
   16611210                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                  RALEIGH
   16611211                                EMCFLOW                                    EMCMORTGAGE                                          CAPITAL QUEST                                               FRONT ROYAL
   16609828                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            Corona
   16609856                                EMCFLOW                                    EMCMORTGAGE                                         MONTICELLO BANK                                            Fernandina Beach
   16609883                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                   Chuckey
   16609902                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                               Detroit
   16609712                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              FORT MYERS
   16609731                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               Franktown
   16383093                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                               Alpharetta
   16382794                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              CLEVELAND
   16382842                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                            BOSTON
   16378153                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                  Tampa
   16377248                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          LAS VEGAS
   16376920                                EMCFLOW                                    EMCMORTGAGE                                          CAPITAL QUEST                                                GWYNN OAK
   16376928                                EMCFLOW                                    EMCMORTGAGE                                    1ST AMERICAN MORTGAGE FIN                                           MANASSAS
   16658596                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Naples
   16658599                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Lawndale
   16658580                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Decatur
   16658584                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Diamond Bar
   16658587                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Bethesda
   16658536                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               San Leandro
   16658537                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Lancaster
   16658538                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 San Jose
   16658612                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Albuquerque
   16658614                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Rochester Hills
   16658517                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 San Jose
   16658524                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Santa Ana
   16658512                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Riverside
   16658513                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              The Woodlands
   16658516                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              West New York
   16549653                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Panorama City
   16549637                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Corona
   16658502                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Tarzana
   16658507                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Oakley
   16658508                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Haines City
   16371838                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                          FAIRFIELD
   16549649                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Seattle
   16658510                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Fort Myers
   16368697                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                          Dickinson
   16649080                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Ridgecrest
   16649081                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Lanham
   16368201                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                          BIRMINGHAM
   16549610                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Arcadia
   16368013                                EMCFLOW                                    EMCMORTGAGE                                         WAUSAU MORTGAGE                                             EAST WEYMOUTH
   16664346                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Milpitas
   16649038                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Brentwood
   16604033                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Washington
   16649041                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Prescott
   16649043                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Bellevue
   16649049                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Monrovia
   16649050                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                   Mesa
   16672707                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 La Verne
   16649059                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Mount Vernon
   16591469                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 O Fallon
   16649062                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                North Port
   16649063                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Ozone Park
   16649067                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Pittsford
   16649068                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Charlottesville
   16649069                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Ontario
   16672720                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  QUEENS
   16672722                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Peoria
   16649072                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Spring Valley
   16549606                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Bakersfield
   16649075                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Chantilly
   16649077                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Los Angeles
   16404446                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Glendale
   16664317                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Modesto
   16629084                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Sumner
   16664324                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Long Beach
   16649017                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Santa Barbara
   16649021                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Hollywood
   16649026                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Ashburn
   16649029                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Yucaipa
   16704328                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Monrovia
   16365577                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                         Indianapolis
   16365578                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                   Orlando
   16664309                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Kirkland
   16365654                                EMCFLOW                                    EMCMORTGAGE                                    DRAPER AND KRAMER MORTGAGE                                          BALDWIN
   16658609                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Rio Vista
   16704320                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                HOMESTEAD
   16704311                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Irvine
   16658606                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Tacoma
   16684431                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Ocean City
   16684053                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               White Plains
   16684059                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Garden Grove
   16684066                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             South Burlington
   16707969                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Boston
   16629195                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Pacifica
   16361024                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                         WEST VALLEY
   16359794                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Portland
   16358332                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                         Bloomingdale
   16358032                                EMCFLOW                                    EMCMORTGAGE                                           UNIMORTGAGE                                              SAINT PETERSBURG
   16349510                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                             LAS VEGAS
   16349251                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                                Monee
   16348007                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                TRUSSVILLE
   16348018                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                TRUSSVILLE
   16770418                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              BROADVIEW
   16685353                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685354                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              MILWAUKEE
   16685356                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685357                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               HINCKLEY
   16685358                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685359                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               OAK LAWN
   16770421                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             DES PLAINES
   16770422                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                WORTH
   16770423                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770424                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            DOWNERS GROVE
   16677500                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770425                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16677501                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           WESTERN SPRINGS
   16770426                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              MILWAUKEE
   16677502                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               WHEATON
   16685360                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16677503                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                MOKENA
   16770428                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              WOODRIDGE
   16685361                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16677504                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770429                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               ROCKFORD
   16685362                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              STREAMWOOD
   16677505                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16677506                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                DARIEN
   16685363                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              STREAMWOOD
   16685364                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            SCHILLER PARK
   16677507                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685365                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16677508                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              WOODRIDGE
   16677509                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              LA GRANGE
   16685366                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              MILWAUKEE
   16685367                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            WILLOW SPRINGS
   16685368                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             DES PLAINES
   16685369                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770430                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                OSWEGO
   16770432                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            HICKORY HILLS
   16770433                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                OSWEGO
   16673315                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            MOUNT PROSPECT
   16770434                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            DOWNERS GROVE
   16673316                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                LEMONT
   16677510                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                DARIEN
   16770435                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               HINSDALE
   16673317                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             MORTON GROVE
   16677511                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673318                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              NAPERVILLE
   16770437                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                          COUNTRY CLUB HILLS
   16673319                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              WOODRIDGE
   16685370                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770438                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685371                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              WOODRIDGE
   16770439                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685372                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            WILLOW SPRINGS
   16685374                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                WORTH
   16685375                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            MOUNT PROSPECT
   16685376                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                JOLIET
   16685377                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              HAMPSHIRE
   16673320                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              PLAINFIELD
   16673321                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770440                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673322                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673323                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               HUNTLEY
   16673324                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              CREST HILL
   16770443                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                PLANO
   16673325                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                MONEE
   16770444                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           GLENDALE HEIGHTS
   16673326                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673327                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               BATAVIA
   16770446                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               BURBANK
   16673328                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               HINSDALE
   16770447                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673329                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             ORLAND PARK
   16685380                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770448                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685381                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              MIDLOTHIAN
   16770449                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685383                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685384                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             ORLAND PARK
   16685385                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                NILES
   16685386                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                CICERO
   16685387                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             DES PLAINES
   16685388                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               BURBANK
   16685389                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             ORLAND PARK
   16673330                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              TWIN LAKES
   16770450                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               LOMBARD
   16673332                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              BOCA RATON
   16770451                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                CICERO
   16673333                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            DOWNERS GROVE
   16770452                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673334                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              NAPERVILLE
   16673335                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            DOWNERS GROVE
   16770454                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                          ARLINGTON HEIGHTS
   16673336                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16770455                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770456                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               STICKNEY
   16673338                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16770457                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16673339                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16770458                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             NORTH AURORA
   16685390                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              BELVIDERE
   16685391                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             PARK FOREST
   16770459                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            MOUNT PROSPECT
   16685392                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685393                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               BURBANK
   16685394                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685395                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685398                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             TINLEY PARK
   16673340                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             BOLINGBROOK
   16662892                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                Lisle
   16662893                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Palatine
   16662894                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              Schaumburg
   16662895                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               Oak Park
   16662896                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            La Grange Park
   16662898                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              Milwaukee
   16662899                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                Gurnee
   16685410                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16650760                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                ELGIN
   16685411                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                CICERO
   16685412                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               LOMBARD
   16685413                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             RIVER GROVE
   16650763                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            MOUNT PROSPECT
   16650764                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                          ARLINGTON HEIGHTS
   16685414                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            SCHILLER PARK
   16650765                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                LISLE
   16685416                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             DES PLAINES
   16650766                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16685417                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            CHICAGO RIDGE
   16650768                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             LAKE ZURICH
   16685419                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              BURR RIDGE
   16770400                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                            MOUNT PROSPECT
   16770402                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                SUMMIT
   16770403                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770404                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               HINSDALE
   16770405                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                                AURORA
   16770406                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                              ALGONQUIN
   16685420                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                           ROLLING MEADOWS
   16770407                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               FRANKLIN
   16685421                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               WILMETTE
   16770408                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770413                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               CHICAGO
   16770414                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                             PALOS HILLS
   16770415                           MID AMERICA BANK                               MIDAMERICABAN                                        MID AMERICA BANK                                               BELLWOOD
   16224409                                EMCFLOW                                    EMCMORTGAGE                                    NEW CENTURY MORTGAGE CORP                                          TWIN FALLS
   16220765                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                             LEAGUE CITY
   16723777                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Sonora
   16207507                                EMCFLOW                                    EMCMORTGAGE                                    FRONTIER INVESTMENT COMPA                                           Portland
   16710739                                EMCFLOW                                    EMCMORTGAGE                                    MERIDIAN RESIDENTIAL CAPI                                         Miami Beach
   16710210                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Kissimmee
   16710129                                EMCFLOW                                    EMCMORTGAGE                                       AMERICAN HOME EQUITY                                           LOS ANGELES
   16709755                                EMCFLOW                                    EMCMORTGAGE                                       COMUNITY LENDING INC                                           Heislerville
   16708198                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               HOUSTON
   16708231                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              FORT WORTH
   16708296                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           EL CAJON
   16708313                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                          Lakewood
   16709518                                EMCFLOW                                    EMCMORTGAGE                                           UNIMORTGAGE                                                  COLUMBUS
   16709529                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                             Newbury Park
   16709553                                EMCFLOW                                    EMCMORTGAGE                                         WAUSAU MORTGAGE                                               JOHNSTOWN
   16709654                                EMCFLOW                                    EMCMORTGAGE                                         ACADEMY MORTGAGE                                             GRANTSVILLE
   16709664                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                            Snowmass Village
   16707251                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            OLYMPIA
   16707791                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Bristow
   16707863                                EMCFLOW                                    EMCMORTGAGE                                    PROFESSIONAL MTG PARTNERS                                          NAPERVILLE
   16707919                                EMCFLOW                                    EMCMORTGAGE                                    PEOPLES MORTGAGE CO/MORIA                                          SCOTTSDALE
   16706944                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                           Upland
   16706949                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                              PARKER
   16707014                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                              DENVER
   16707061                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                           Los Angeles
   16707075                                EMCFLOW                                    EMCMORTGAGE                                      HOME LOAN SPECIALISTS                                              Indio
   16707083                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               DELTONA
   16706851                                EMCFLOW                                    EMCMORTGAGE                                       ARTISAN MORTGAGE LLC                                             PHOENIX
   16706936                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Eden Prairie
   16706819                                EMCFLOW                                    EMCMORTGAGE                                     ONE SOURCE MORTGAGE LLC                                          GAINESVILLE
   16706791                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                               La Crescenta
   16706639                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                         N LAS VEGAS
   16706761                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 BOWIE
   16706763                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              MC DONOUGH
   16706545                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                            DALLAS
   16706429                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Los Angeles
   16704077                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                MARSHALL
   16704080                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Weston
   16704088                                EMCFLOW                                    EMCMORTGAGE                                    HOMEAMERICAN MORTGAGE CORP                                       MORENO VALLEY
   16704158                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                            SAN CLEMENTE
   16704440                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                  EVANS
   16704441                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                             Glenn Dale
   16704623                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              LAS VEGAS
   16697913                                EMCFLOW                                    EMCMORTGAGE                        MORTGAGE CORP OF AMERICA DBA ZONE FUNDING/HARD MON                                Napa
   16703995                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                         Pismo Beach
   16697691                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           SANTA CRUZ
   16697693                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             CHARLOTTE
   16697753                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              Windermere
   16697787                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                                  ROSEVILLE
   16697827                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                           DECATUR
   16697838                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                             LAS VEGAS
   16711130                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                Orlando
   15892542                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                           Chicago Heights
   15899479                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Elizabeth
   15776102                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                           Los Angeles
   16770642                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Visalia
   16318267                                EMCFLOW                                    EMCMORTGAGE                                    NEW CENTURY MORTGAGE CORP                                            DUARTE
   16314650                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                              HIGH POINT
   16629192                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Gilbert
   16776354                                 BSRM                                      EMCMORTGAGE                                       BANKERS FUNDING CORP                                           Gaithersburg
   16684826                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Everett
   16709469                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Plymouth
   16798290                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                   Brea
   16714978                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Diamond Bar
   16798293                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Sylmar
   16798295                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Mira Loma
   16798298                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Calabasas
   16697698                                EMCFLOW                                    EMCMORTGAGE                                     CENTURY MORTGAGE COMPANY                                          LOUISVILLE
   16723251                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Pasadena
   16704703                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                          Stanton
   16600555                                 BSRM                                      EMCMORTGAGE                                         VULCAN FINANCIAL                                               FONTANA
   16704380                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Oxnard
   16672610                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              Lakeland
   16667104                                EMCFLOW                                    EMCMORTGAGE                                    LENDMARK FINANCIAL SERVIC                                          BALTIMORE
   16770704                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Dallas
   16770623                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Ontario
   16664270                                EMCFLOW                                    EMCMORTGAGE                                        PROVIDENT SAVINGS                                                Rialto
   16704546                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Garden Grove
   16672615                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Riverdale
   16704385                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               West Covina
   16770625                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Everett
   16770626                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Elmwood Park
   16770627                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Chicago
   16704388                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Anaheim
   16775471                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Culpeper
   16693580                                EMCFLOW                                    EMCMORTGAGE                                    FRONTIER INVESTMENT COMPA                                            Burns
   16704389                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Charlotte
   16775556                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Jersey City
   16767376                                 BSRM                                      EMCMORTGAGE                                          AMERICAN PRIDE                                                Crystal
   16785196                                 BSRM                                      EMCMORTGAGE                        CMC LENDING/SWIFT HOME LOANS/CITIZENS MORTGAGE COR                            Broken Arrow
   16778780                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Mount Vernon
   16778862                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Baldwin Park
   16772969                                 BSRM                                      EMCMORTGAGE                              CABRILLO MORTGAGE AND REALTY SERVICES                                  Spring Valley
   16723262                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Woodinville
   16672620                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Moreno Valley
   16770630                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Temple City
   16704633                                EMCFLOW                                    EMCMORTGAGE                                    FRONTIER INVESTMENT COMPA                                             Galt
   16693033                                 BSRM                                      EMCMORTGAGE                              SRI MTG/ SRI LENDING/SRI WHOLESALE/SRI                                    Richmond
   16770631                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Palm Harbor
   16721564                                 BSRM                                      EMCMORTGAGE                                 ATLANTIC MORTGAGE ASSOCIATES INC                                       Bluffton
   16704392                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             West Sacramento
   16723347                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Spring Hill
   16684126                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Chandler
   16649054                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Alhambra
   16770635                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Arlington
   16790238                                 BSRM                                      EMCMORTGAGE                                     IMS MORTGAGE SERVICE INC                                        Browns Summit
   16704396                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Las Vegas
   16770636                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Corona
   16776451                                 BSRM                                      EMCMORTGAGE                                  A ONE MORTGAGE & FINANCIAL LLC                                      Minneapolis
   16664366                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                   Fife
   16672709                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Oakland
   16764951                                 BSRM                                      EMCMORTGAGE                                     LIGHTHOUSE MORTGAGE USA                                            Sun City
   16707947                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Patterson
   16778077                                 BSRM                                      EMCMORTGAGE                                     CENTERPIECE MORTGAGE LLC                                           Phoenix
   16768198                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Glendale
   16684210                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Greenbelt
   16649300                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                FEDERAL WAY
   16684050                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Kissimmee
   16649302                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                               LAWRENCEVILLE
   16770641                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Compton
   16723438                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Montclair
   16664291                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Fairfield
   16775730                                 BSRM                                      EMCMORTGAGE                                        CUSTOM HOME LOANS                                           North Las Vegas
   16649308                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  HARWICH
   16684057                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Fontana
   16707871                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Tucson
   16768361                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Whittier
   16773078                                 BSRM                                      EMCMORTGAGE                                        ACCESS FUNDING INC                                             Sacramento
   16691980                                 BSRM                                      EMCMORTGAGE                                  FIRST MORTGAGE OF AMERICA INC                                          Orange
   16764961                                 BSRM                                      EMCMORTGAGE                        AFFILIATED FINANCIAL SERVICES/RDP REAL ESTATE SERV                           Thousand Oaks
   16770568                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 New York
   16697165                                 BSRM                                      EMCMORTGAGE                                    SAVINGS FIRST MORTGAGE LLC                                         washington
   16767473                                 BSRM                                      EMCMORTGAGE                                         BUILDERS CAPITAL                                              Las Vegas
   16709738                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                         LEHIGH ACRES
   16711062                                EMCFLOW                                    EMCMORTGAGE                                    LENDMARK FINANCIAL SERVIC                                          BALTIMORE
   16708132                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Richmond
   16704019                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                            LEHIGH
   16707242                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                          Lehigh Acres
   16649310                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   BOWIE
   16704570                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Corona
   16640904                                EMCFLOW                                    EMCMORTGAGE                                      TOWNE MORTGAGE COMPANY                                         MOUNT CLEMENS
   16710971                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                        Port Saint Lucie
   16718730                                EMCFLOW                                    EMCMORTGAGE                                    PROFESSIONAL MTG PARTNERS                                          NAPERVILLE
   16709901                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                              Falls Church
   16648342                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Modesto
   16729508                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Palisade
   16709584                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Maricopa
   16770659                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Fort Lauderdale
   16670310                                EMCFLOW                                    EMCMORTGAGE                                           UNIMORTGAGE                                                   CARMEL
   16730107                                 BSRM                                      EMCMORTGAGE                                            LONGHORNS                                                   Austell
   16718023                                 BSRM                                      EMCMORTGAGE                                        TRUSTMOR MORTGAGE                                              Glen Allen
   16708224                                EMCFLOW                                    EMCMORTGAGE                                    ATLAS MORTGAGE LENDING LLC                                       San Francisco
   16694112                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            MARGATE
   16780703                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Surprise
   16780704                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Newhall
   16684234                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Centreville
   16780706                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Alameda
   16780708                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Winchester
   16780709                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Palmdale
   16704587                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 San Jose
   16649327                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 WOODBRIDGE
   16717775                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              Cleveland
   16681488                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                               RUSKIN
   16684794                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Astoria
   16764989                                 BSRM                                      EMCMORTGAGE                                       AMERICAN MTG EXPRESS                                             STAFFORD
   16718115                                 BSRM                                      EMCMORTGAGE                                        PERFECTION LENDING                                             Saint Paul
   16780711                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Gaithersburg
   16723543                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Upper Marlboro
   16780714                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Punta Gorda
   16714637                                 BSRM                                      EMCMORTGAGE                                      CARTERET MORTGAGE CORP                                            Fairfax
   16649333                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                               LAWRENCEVILLE
   16681733                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                         Montgomery Village
   16780715                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Mountain View
   16728714                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            TUCSON
   16770592                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Miami
   16693318                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Burke
   16729525                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Orlando
   16780637                                 BSRM                                      EMCMORTGAGE                                  SECURITY MORTGAGE CORPORATION                                         Phoenix
   16704596                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                          Brentwood
   16688523                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                  Lamont
   16770676                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Winchester
   16765169                                EMCFLOW                                    EMCMORTGAGE                                     HOMEFIELD FINANCIAL INC                                            FERNDALE
   16646585                                EMCFLOW                                    EMCMORTGAGE                             MORTGAGE CAPITAL CORPORATION OF AMERICA                                    PALMDALE
   16649339                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 WASHINGTON
   16599185                                 BSRM                                      EMCMORTGAGE                                       SALLIE MAE MORTGAGE                                           Virginia Beach
   16599186                                 BSRM                                      EMCMORTGAGE                                       SALLIE MAE MORTGAGE                                             Chesapeake
   16778198                                 BSRM                                      EMCMORTGAGE                                   CONSUMER FINANCIAL SERVICES                                           Aurora
   16717230                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Hacienda Heights
   16731733                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                               MELROSE
   16595150                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                         JEFFERSONVILLE
   16684412                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Gilbert
   16649340                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   ATHENS
   16728009                                 BSRM                                      EMCMORTGAGE                                      EXCEL FUNDING/NDNJ INC                                          VICTORVILLE
   16708084                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Cottonwood
   16708328                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Kissimmee
   16629029                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Naples
   16694135                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Margate
   16714809                                EMCFLOW                                    EMCMORTGAGE                                    HOMEAMERICAN MORTGAGE CORP                                           MADERA
   16684173                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Oxnard
   16780808                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Michigan City
   16696551                                EMCFLOW                                    EMCMORTGAGE                                         SYNOVUS MORTGAGE                                              BRUNSWICK
   16780729                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Chino Hills
   16397276                                EMCFLOW                                    EMCMORTGAGE                                         ACADEMY MORTGAGE                                                FRESNO
   16704053                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 HERNDON
   16717240                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                          Jacksonville
   16714019                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              ALEXANDRIA
   16780810                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Temecula
   16708171                                EMCFLOW                                    EMCMORTGAGE                                         TRIDENT MORTGAGE                                              N Wildwood
   16244545                       AMERICAN MORTGAGE EXPRESS                           EMCMORTGAGE                                    AMERICAN MORTGAGE EXPRESS                                            MIAMI
   16717243                                EMCFLOW                                    EMCMORTGAGE                                    HOMEAMERICAN MORTGAGE CORP                                           PEORIA
   16728016                                 BSRM                                      EMCMORTGAGE                                        THE LENDING GROUP                                               ORLANDO
   16716272                                 BSRM                                      EMCMORTGAGE                                     WESTERN THRIFT AND LOAN                                      San Juan Capistrano
   16629035                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Citrus Heights
   16780731                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Scottsdale
   16658504                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Whittier
   16697611                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                                TEMPE
   16775228                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Doral
   16723569                                EMCFLOW                                    EMCMORTGAGE                                     FRANKLIN FIRST FINANCIAL                                           Freeport
   16775067                                EMCFLOW                                    EMCMORTGAGE                                        SUNSHINE MORTGAGE                                              CHARLESTON
   16714579                                 BSRM                                      EMCMORTGAGE                                         LENDERS NETWORK                                                Standish
   16658428                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 El Monte
   16770695                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Corona
   16663858                                EMCFLOW                                    EMCMORTGAGE                                    DRAPER AND KRAMER MORTGAGE                                       GRAND JUNCTION
   16709313                                 BSRM                                      EMCMORTGAGE                                    STATEWIDE FINANCIAL GROUP                                          San Diego
   16707451                                 BSRM                                      EMCMORTGAGE                                          OCEAN MORTGAGE                                               Las Vegas
   16717172                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Duvall
   16717173                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              San Bernardino
   16780822                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Naples
   16684434                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Antioch
   16780824                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Columbia
   16717258                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                        Fort Lauderdale
   16708267                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                            LAND O LAKES
   16706728                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                               West Palm Beach
   16770781                                EMCFLOW                                    EMCMORTGAGE                                    BOTTOMLINE MORTGAGE, INC.                                          FIREBAUGH
   16798304                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Brooklyn
   16780826                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Edmonds
   16349359                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                  Rockville
   16684358                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Las Vegas
   16687823                                 BSRM                                      EMCMORTGAGE                                  HOME OWNERS MTG OF AMERICA INC                                       ELLENWOOD
   16723025                                 BSRM                                      EMCMORTGAGE                                        CITYSIDE MORTGAGE                                               Atlanta
   16714118                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                          Indianapolis
   16650843                                 BSRM                                      EMCMORTGAGE                                           CLO FUNDING                                                  HAMBURG
   16706571                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                           Phoenix
   16658602                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Madera
   16798310                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Seattle
   16713782                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                GREENSBORO
   16717266                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 San Jose
   16713783                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               STREAMWOOD
   16728912                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                          Indianapolis
   16718158                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Saint Augustine
   16780754                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Delray Beach
   16706738                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                               SAN ANTONIO
   16692545                                EMCFLOW                                    EMCMORTGAGE                                      TOWNE MORTGAGE COMPANY                                         MOUNT CLEMENS
   16684446                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                            Pembroke Pines
   16780838                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Naples
   16772495                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                         GRANADA HILLS
   16658448                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Everett
   16649297                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 CLEVELAND
   16730242                                 BSRM                                      EMCMORTGAGE                                     LENDING HOUSE FINANCIALS                                           Surprise
   16704326                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Jersey City
   16785210                                 BSRM                                      EMCMORTGAGE                                       SALLIE MAE MORTGAGE                                           Virginia Beach
   16684531                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                La Mirada
   16629152                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Birmingham
   16704339                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              San Francisco
   16707047                                EMCFLOW                                    EMCMORTGAGE                                    FRONTIER INVESTMENT COMPA                                             Galt
   16728091                                 BSRM                                      EMCMORTGAGE                                            GR LENDING                                                 Maplewood
   16658646                                EMCFLOW                                    EMCMORTGAGE                                    DRAPER AND KRAMER MORTGAGE                                          CHICAGO
   16775288                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Hagerstown
   16658487                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Clearwater
   16695899                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                 RENTON
   16773110                                 BSRM                                      EMCMORTGAGE                                         V-LINE MORTGAGE                                             Golden Valley
   16770520                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Surprise
   16770601                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Rosemead
   16638175                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           SAN LUIS
   16778207                                 BSRM                                      EMCMORTGAGE                                       US MORTGAGE BANKERS                                            Philadelphia
   16728169                                 BSRM                                      EMCMORTGAGE                                     LENDING HOUSE FINANCIALS                                          El Mirage
   16775376                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Millville
   16684819                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Spotsylvania
   16729856                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                               OREM
   16692758                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Nashville
   16798286                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Stevenson Ranch
   16778765                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                CHELTENHAM
   16658499                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Lynnwood
   16687885                                 BSRM                                      EMCMORTGAGE                                     NORTHSTAR MORTGAGE GROUP                                          Charlotte
   16723241                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Coon Rapids
   16770610                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Scottsdale
   16730290                                 BSRM                                      EMCMORTGAGE                                        NORTHWEST MORTGAGE                                              Everett
   16731262                                 BSRM                                      EMCMORTGAGE                                       AMERICAN MTG EXPRESS                                           MARTINSVILLE
   16710850                                EMCFLOW                                    EMCMORTGAGE                                         WAUSAU MORTGAGE                                                RANDOLPH
   16649031                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Church Hill
   16672523                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Oakland
   16770602                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Fort Myers
   16713353                                 BSRM                                      EMCMORTGAGE                                              GATOR                                                     Stafford
   16680531                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                 Bay City
   16713274                                 BSRM                                      EMCMORTGAGE                                        LENDERS DEPOT INC                                              Fallbrook
   16707911                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Purcellville
   16704528                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                              Birmingham
   16684810                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Springfield
   16696231                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Palmdale
   16723952                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Goodyear
   16706942                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              JONESBORO
   16778115                                 BSRM                                      EMCMORTGAGE                                     AMERICAS MORTGAGE BROKER                                         Stockbridge
   16775523                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Frederick
   16719165                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                             FALLS CHURCH
   16684804                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              East Moriches
   16706935                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                WAYNE
   16649650                                 BSRM                                      EMCMORTGAGE                                      CARTERET MORTGAGE CORP                                             Destin
   16676381                                 BSRM                                      EMCMORTGAGE                                       PEOPLES MORTGAGE CO                                               Tempe
   16684806                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Diamond Bar
   16684807                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                   Bend
   16684483                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                STOCKTON
   16723868                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           GARDENA
   16728146                                 BSRM                                      EMCMORTGAGE                                         LIBERTY FEDERAL                                                OFallon
   16715038                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                               MANGONIA PARK
   16770507                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Arcadia
   16775512                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Culpeper
   16776403                                 BSRM                                      EMCMORTGAGE                                       SALLIE MAE MORTGAGE                                              Roanoke
   16707815                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Los Angeles
   16722962                                 BSRM                                      EMCMORTGAGE                                     PREMIER MORTGAGE FUNDING                                         Eden Prairie
   16629165                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                             Capitol Heights
   16684554                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Arcadia
   16691925                                 BSRM                                      EMCMORTGAGE                                         GATEWAY MORTGAGE                                            Lawrenceville
   16776327                                 BSRM                                      EMCMORTGAGE                                      UNLIMITED MORTGAGE LLC                                         Mount Pleasant
   16767417                                 BSRM                                      EMCMORTGAGE                                     FOUNDATION MORTGAGE LLC                                            Lewiston
   16723224                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Orlando
   16665210                                 BSRM                                      EMCMORTGAGE                                         MARINERS CAPITAL                                                Tampa
   16770511                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                  Anthem
   16770513                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Oakland
   16707903                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                La Puente
   16719162                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                               FAIRFAX
   16629173                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Ashburn
   16684802                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Hopewell
   16710556                                 BSRM                                      EMCMORTGAGE                                     EQUITY SOURCE HOME LOANS                                            Union
   16714534                                 BSRM                                      EMCMORTGAGE                                      STERLING HOME MORTGAGE                                              Mesa
   16718172                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Gaithersburg
   16718092                                 BSRM                                      EMCMORTGAGE                                        PERFECTION LENDING                                             Saint Paul
   16728055                                 BSRM                                      EMCMORTGAGE                                        CUSTOM HOME LOANS                                              Las Vegas
   16718174                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Elkridge
   16714515                                 BSRM                                      EMCMORTGAGE                                              LIONS                                                     New York
   16716223                                 BSRM                                      EMCMORTGAGE                                  FIDELITY MORTGAGE DIRECT CORP                                       Port Orange
   16658460                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Queens Village
   16772671                                EMCFLOW                                    EMCMORTGAGE                                ALTERNATIVE FINANCING CORPORATION                                       SAN JOSE
   16681951                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               LAS VEGAS
   16718177                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Lincoln
   16798251                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                Snoqualmie
   16780774                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Los Angeles
   16684384                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                 DENVER
   16658465                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                West Nyack
   16798092                                 BSRM                                      EMCMORTGAGE                                   PREMIER MORTGAGE CAPITAL INC                                      Silver Spring
   16718024                                 BSRM                                      EMCMORTGAGE                                   PREMIER MORTGAGE CAPITAL INC                                      Mechanicsville
   16665757                                EMCFLOW                                    EMCMORTGAGE                                     SOUTHERN TRUST MORTGAGE                                            Piedmont
   16780778                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Moreno Valley
   16780698                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                                 Maricopa
   16773012                                 BSRM                                      EMCMORTGAGE                                           MORQUEST INC                                             West Palm Beach
   16664311                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                               Soddy Daisy
   16664230                                EMCFLOW                                   HSBCMORTGAGE                                          HSBC MORTGAGE                                              Silver Springs
   16731316                                 BSRM                                      EMCMORTGAGE                                        GOLF SAVINGS BANK                                             Mount Vernon
   16700143                                 BSRM                                      EMCMORTGAGE                                     AMERICAS MORTGAGE BROKER                                          Loganville
   16709189                                 BSRM                                      EMCMORTGAGE                                     CLEAR MORTGAGE SOLUTIONS                                         Los Angeles
   16706340                                 BSRM                                      EMCMORTGAGE                                     GLOBAL EQUITY LENDINGINC                                          Alpharetta
   16707549                                 BSRM                                      EMCMORTGAGE                                     WESTERN THRIFT AND LOAN                                            Phoenix
   16692016                                 BSRM                                      EMCMORTGAGE                        INDEPENDENT HOME LOANS/INDEPENDENT REALTY FINANCE                                Orange
   16693050                                 BSRM                                      EMCMORTGAGE                                NATIONS HOME FUNDING INCORPORATED                                       CHANDLER
   16687878                                 BSRM                                      EMCMORTGAGE                                        THE MORTGAGE GROUP                                             McDonough
   16687943                                 BSRM                                      EMCMORTGAGE                                          VIDA FINANCIAL                                              Bakersfield
   16687978                                 BSRM                                      EMCMORTGAGE                                          DUNES MORTGAGE                                              GARDEN CITY
   16691857                                 BSRM                                      EMCMORTGAGE                                  SECURITY MORTGAGE CORPORATION                                         Phoenix
   16691878                                 BSRM                                      EMCMORTGAGE                                    UNITED REALTY AND MORTGAGE                                           Perris
   16685291                                 BSRM                                      EMCMORTGAGE                                              LIONS                                                      Irons
   16685526                                 BSRM                                      EMCMORTGAGE                                  FIDELITY MORTGAGE DIRECT CORP                                         San Jose
   16676404                                 BSRM                                      EMCMORTGAGE                                          DUNES MORTGAGE                                              Garden City
   16676446                                 BSRM                                      EMCMORTGAGE                                    AMERICAN HOME FUNDING INC                                            Golden
   16679156                                 BSRM                                      EMCMORTGAGE                                      FINANCIAL CAPITAL INC                                            Sammamish
   16680995                                 BSRM                                      EMCMORTGAGE                                          EVEST LENDING                                                Westfield
   16674782                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            Eureka
   16674791                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                          LAS VEGAS
   16676516                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            Coconut Creek
   16676528                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Orlando
   16676550                                EMCFLOW                                    EMCMORTGAGE                                            WR STARKEY                                                San Antonio
   16676564                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Lavon
   16676580                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Lavon
   16676584                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                            Discovery Bay
   16674615                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                            BATTLE GROUND
   16676667                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                             Sparks
   16676703                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           WAYLAND
   16674667                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Miami Beach
   16676881                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                               Santa Ana
   16676884                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                            Hutto
   16674216                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                SNELLVILLE
   16674317                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                            Salt Lake City
   16674500                                EMCFLOW                                    EMCMORTGAGE                                           PHH MORTGAGE                                                  NAPLES
   16673013                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Muenster
   16673017                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Bladensburg
   16673029                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Woodbridge
   16673042                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Woodbridge
   16673045                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Washington
   16673071                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Ashburn
   16673094                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Baltimore
   16673099                                EMCFLOW                                    EMCMORTGAGE                                          AME FINANCIAL                                                COVINGTON
   16673115                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Brandywine
   16673118                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Chesterfield
   16674021                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Seven Valleys
   16674066                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                             ASHBURN
   16672842                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                            TAYLORS
   16674119                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                            SALT LAKE CITY
   16674136                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                             Dallas
   16674151                                EMCFLOW                                    EMCMORTGAGE                                     HOMEFIELD FINANCIAL INC                                          N HOLLYWOOD
   16672883                                EMCFLOW                                    EMCMORTGAGE                                        MORTGAGE WAREHOUSE                                           Tarpon Springs
   16672944                                EMCFLOW                                    EMCMORTGAGE                                          AME FINANCIAL                                                 ATLANTA
   16672653                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              BOCA RATON
   16672744                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            NAPLES
   16672761                                EMCFLOW                                    EMCMORTGAGE                                      INTERMOUNTAIN MORTGAGE                                           PARK CITY
   16672659                                EMCFLOW                                    EMCMORTGAGE                                       MORTGAGE NETWORK INC                                        Hilton Head Island
   16672672                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Marysville
   16672686                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                            Indian Head
   16672692                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Bakersfield
   16667430                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                          Nolanville
   16667434                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                             Eagle
   16670254                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            FRESNO
   16670391                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             Gaithersburg
   16670396                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                           Columbia
   16670427                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Anthem
   16670463                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 PORTLAND
   16670539                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Phoenix
   16670805                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                            Prince William
   16670838                                EMCFLOW                                    EMCMORTGAGE                                    GOLDEN EMPIRE MORTGAGE INC                                        BAKERSFIELD
   16670639                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 WELLINGTON
   16670718                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                             COLLEGE PARK
   16670746                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                FORT WORTH
   16670750                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                              Cleveland
   16670798                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                               MANASSAS
   16672386                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              Antioch
   16672388                                EMCFLOW                                    EMCMORTGAGE                                         BAYROCK MORTGAGE                                                Corona
   16672406                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                           Reunion
   16672414                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                            IRVING
   16672560                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         LAS VEGAS
   16672565                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Pasadena
   16667176                                EMCFLOW                                    EMCMORTGAGE                                     CENTURY MORTGAGE COMPANY                                          LOUISVILLE
   16667181                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                          SCOTTSDALE
   16667229                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                               BAKERSFIELD
   16667232                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                 MESA
   16667335                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            Coconut Creek
   16667369                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         LAS VEGAS
   16667381                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                             SEVIERVILLE
   16667406                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                            Austin
   16667056                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                Meridian
   16667064                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                Meridian
   16667091                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                         LOS ANGELES
   16666795                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              Las Vegas
   16666826                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                LITHONIA
   16666829                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                          LAS VEGAS
   16666959                                EMCFLOW                                    EMCMORTGAGE                                     CENTURY MORTGAGE COMPANY                                          WHITEHALL
   16666971                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             VIRGINIA BCH
   16665550                                EMCFLOW                                    EMCMORTGAGE                                      FIRST CAPITAL MORTGAGE                                            Atlanta
   16665555                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                               LANDRUM
   16665637                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                         GRAND RAPIDS
   16664071                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                              COVINGTON
   16664078                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                  Corona
   16664091                                EMCFLOW                                    EMCMORTGAGE                                    HOMEFIRST MORTGAGE CORPOR                                          SANTA ROSA
   16665661                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                            Tampa
   16665702                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                         Independence
   16664098                                EMCFLOW                                    EMCMORTGAGE                                           UNIMORTGAGE                                                Jacksonville
   16664132                                EMCFLOW                                    EMCMORTGAGE                                       HUNTINGTON MORTGAGE                                             New Albany
   16665780                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            De Soto
   16664182                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                         Nacogdoches
   16664191                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            MADERA
   16664205                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                            Millsboro
   16664248                                EMCFLOW                                    EMCMORTGAGE                                          PRO30 FUNDING                                                Elk Grove
   16664308                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                        CRIPPLE CREEK
   16664318                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Woodbridge
   16664341                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                          Burr Ridge
   16664344                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                            PROVO
   16664363                                EMCFLOW                                    EMCMORTGAGE                            HORIZON DIRECT INC DBA COMMITMENT LENDING                                    NIPOMO
   16664411                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                    POWAY
   16664467                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                          HENDERSON
   16664528                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              Atlanta
   16665896                                EMCFLOW                                    EMCMORTGAGE                                         WAUSAU MORTGAGE                                                HAYWARD
   16662648                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Brentwood
   16663959                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                  Hugo
   16662806                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                         Bakersfield
   16663753                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Dallas
   16663764                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Farmerville
   16663765                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                            MARLOW HEIGHTS
   16663771                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                              IRVINE
   16663782                                EMCFLOW                                    EMCMORTGAGE                                     ACCESS NATIONAL MORTGAGE                                            Dolton
   16663801                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Bellwood
   16663806                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                        WEST COVINA
   16663855                                EMCFLOW                                    EMCMORTGAGE                                       REUNION MORTGAGE INC                                           BAKERSFIELD
   16662586                                EMCFLOW                                    EMCMORTGAGE                                 MORTGAGE CAPITAL ASSOCIATES INC                                        Tarzana
   16662591                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                      Rancho Cucamonga
   16662443                                EMCFLOW                                    EMCMORTGAGE                                       NATIONSFIRST LENDING                                              Carson
   16662462                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                        Manassas Park
   16662523                                EMCFLOW                                    EMCMORTGAGE                                    ATLAS MORTGAGE LENDING LLC                                         Fairfield
   16662339                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         San Antonio
   16662364                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                         SAN ANTONIO
   16662368                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 Green Bay
   16661983                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                               ASHBURN
   16661985                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                                 MESA
   16662377                                EMCFLOW                                    EMCMORTGAGE                                    MARSHALL BANKFIRST MORTGA                                            MIAMI
   16662396                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                REYNOLDSBURG
   16662408                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                            HIGHLANDS RANCH
   16662026                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                   DENVER
   16662053                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                              SIMI VALLEY
   16662071                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                               LAS VEGAS
   16662103                                EMCFLOW                                    EMCMORTGAGE                                    WESTERN RESIDENTIAL MORTG                                          TEHACHAPI
   16662119                                EMCFLOW                                    EMCMORTGAGE                                        FORUM CREDIT UNION                                            Miami Beach
   16662175                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            MADERA
   16662177                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Rio Rancho
   16662200                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              Las Vegas
   16662245                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Orlando
   16765178                                EMCFLOW                                    EMCMORTGAGE                                     HOMEFIELD FINANCIAL INC                                            LYNWOOD
   16302059                                 BSRM                                      EMCMORTGAGE                                        STATE MORTGAGE LLC                                              Phoenix
   16105854                             FIRST HORIZON                                 EMCMORTGAGE                                          FIRST HORIZON                                                PORTSMOUTH
   16196522                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                               SEABROOK
   16206192                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                             YUCAIPA
   16224415                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          GREENVILLE
   16233941                                EMCFLOW                                    EMCMORTGAGE                                       HUNTINGTON MORTGAGE                                            WESTERVILLE
   16239926                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                AURORA
   16242904                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                           HOMESTEAD
   16243300                                EMCFLOW                                    EMCMORTGAGE                                          IRWIN MORTGAGE                                                 Crane
   16243367                                EMCFLOW                                    EMCMORTGAGE                                          NEXGEN LENDING                                                Thornton
   16247927                                EMCFLOW                                    EMCMORTGAGE                                    NEW CENTURY MORTGAGE CORP                                            LACEY
   16247968                                EMCFLOW                                    EMCMORTGAGE                                    DRAPER AND KRAMER MORTGAGE                                        ROBBINSDALE
   16248334                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                           Denison
   16248343                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                           Denison
   16248350                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                           Denison
   16248403                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           CHANDLER
   16295155                                EMCFLOW                                    EMCMORTGAGE                                      TOWNE MORTGAGE COMPANY                                             OKEMOS
   16295719                                EMCFLOW                                    EMCMORTGAGE                                    PEOPLES MORTGAGE CO/MORIA                                         Queen Creek
   16300637                                EMCFLOW                                    EMCMORTGAGE                                        KIRKWOOD FINANCIAL                                              Phoenix
   16723865                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                             MESA
   16728528                                EMCFLOW                                    EMCMORTGAGE                                ALTERNATIVE FINANCING CORPORATION                                       BERKELEY
   16300754                                EMCFLOW                                    EMCMORTGAGE                                          HSBC MORTGAGE                                               Los Angeles
   16301417                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                           Middleburg
   16303744                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                             MIAMI
   16304045                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                            Newark
   16304110                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Phoenix
   16326336                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                          WATERTOWN
   16326346                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                             REX
   16326823                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                                Chino
   16332070                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                           Memphis
   16335215                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                          PORTSMOUTH
   16335593                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                            Aurora
   16303343                                 BSRM                                      EMCMORTGAGE                                          CLUB MORTGAGE                                                  Aspen
   16345992                                EMCFLOW                                    EMCMORTGAGE                                     FAIRFIELD FINANCIAL MTG                                         SURFSIDE BEACH
   16346007                                EMCFLOW                                    EMCMORTGAGE                                    NORTHERN PACIFIC MORTGAGE                                           Antelope
   16346159                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                                 MESA
   16346414                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                         Boynton Beach
   16347689                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                           Denison
   16347787                                EMCFLOW                                    EMCMORTGAGE                                    ALLIANCE MORTGAGE BANKING                                         Far Rockaway
   16347810                                EMCFLOW                                    EMCMORTGAGE                                    ALLIANCE MORTGAGE BANKING                                            Bronx
   16347811                                EMCFLOW                                    EMCMORTGAGE                                    ALLIANCE MORTGAGE BANKING                                          Cape Coral
   16347907                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                             ERIE
   16348024                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                          Kissimmee
   16348028                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                TRUSSVILLE
   16349369                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                        WEST PALM BEACH
   16349821                                EMCFLOW                                    EMCMORTGAGE                                       THE LENDING COMPANY                                              GOODYEAR
   16358356                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             BALTIMORE
   16359028                                EMCFLOW                                    EMCMORTGAGE                            HORIZON DIRECT INC DBA COMMITMENT LENDING                               Westlake Village
   16359876                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                             Ogden
   16361328                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                             Durham
   16361532                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Phoenix
   16365555                                EMCFLOW                                    EMCMORTGAGE                                      SILVER STATE FINANCIAL                                         Fountain Hills
   16368252                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Austin
   16368308                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                               NORCROSS
   16368470                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Las Vegas
   16371816                                EMCFLOW                                    EMCMORTGAGE                                        HAYHURST MORTGAGE                                              Frostproof
   16372138                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                              CAVE CREEK
   16374862                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                           North Las Vegas
   16374893                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                         SAINT LOUIS
   16376108                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                             YUMA
   16377310                                EMCFLOW                                    EMCMORTGAGE                                      GENESIS MORTGAGE CORP                                           CHULA VISTA
   16377346                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              Grapevine
   16377407                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           WHITNEY
   16382723                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              New Canaan
   16383174                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Aventura
   16384019                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                            NEWARK
   16387370                                EMCFLOW                                    EMCMORTGAGE                                            JLM DIRECT                                                  MC ALLEN
   16390212                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                               Cumming
   16392577                                EMCFLOW                                    EMCMORTGAGE                                    MID-ATLANTIC FINANCIAL SE                                         Jacksonville
   16395213                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             West Milford
   16400897                                EMCFLOW                                    EMCMORTGAGE                                     FRANKLIN FIRST FINANCIAL                                           Yonkers
   16401917                                EMCFLOW                                    EMCMORTGAGE                                     GUARDHILL FINANCIAL CORP                                         West Babylon
   16402108                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                         QUEEN CREEK
   16402469                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                              FORT WORTH
   16402788                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Phoenix
   16403969                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Fresno
   16404092                                EMCFLOW                                    EMCMORTGAGE                                    ACF PARTNERS D/B/A AMERIC                                            Venice
   16404344                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                             Kent
   16405455                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                           Chicago
   16405796                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                            NEW MILFORD
   16407032                                EMCFLOW                                    EMCMORTGAGE                                    PMCC/GENEVA MORTGAGE CORP                                          DIX HILLS
   16407092                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Baltimore
   16407228                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                Wauwatosa
   16407372                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                          Las Vegas
   16419026                                EMCFLOW                                    EMCMORTGAGE                                      SILVER STATE FINANCIAL                                           Las Vegas
   16419553                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 MIAMI
   16419956                                EMCFLOW                                    EMCMORTGAGE                                   REALTY MORTGAGE CORPORATION                                         THE COLONY
   16420134                                EMCFLOW                                    EMCMORTGAGE                                    CORNERSTONE HOME MORTGAGE                                        WESLEY CHAPEL
   16420151                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                          Lancaster
   16420253                                EMCFLOW                                    EMCMORTGAGE                                          SOUTH PACIFIC                                             Rancho Cucamonga
   16422696                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                            Anthem
   16422770                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                          Tuscaloosa
   16422975                                EMCFLOW                                    EMCMORTGAGE                                    WESTERN RESIDENTIAL MORTG                                           PHOENIX
   16468103                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Sacramento
   16468109                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                            Newark
   16468173                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          CHARLOTTE
   16468449                                EMCFLOW                                    EMCMORTGAGE                                    MARSHALL BANKFIRST MORTGA                                           EL PASO
   16540116                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                         NORTH BERGEN
   16540452                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           CO SPGS
   16543975                                EMCFLOW                                    EMCMORTGAGE                                        KIRKWOOD FINANCIAL                                              Buckeye
   16544209                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                              HANOVER
   16544277                                EMCFLOW                                    EMCMORTGAGE                                      REPUBLIC MORTGAGE LLC                                            LAS VEGAS
   16545027                                EMCFLOW                                    EMCMORTGAGE                                    LENDMARK FINANCIAL SERVIC                                            Monroe
   16545455                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                             PEORIA
   16546034                                EMCFLOW                                    EMCMORTGAGE                                    MERIDIAN RESIDENTIAL CAPI                                         SOUTHAMPTON
   16546280                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             PETERSBURG
   16546416                                EMCFLOW                                    EMCMORTGAGE                                         ALTERNA MORTGAGE                                            TARPON SPRINGS
   16549435                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Temecula
   16549578                                EMCFLOW                                    EMCMORTGAGE                                           NVR MORTGAGE                                                 Clayton
   16549641                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Denton
   16549850                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Davenport
   16549871                                EMCFLOW                                    EMCMORTGAGE                                       NATIONSFIRST LENDING                                             Prescott
   16550027                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                             STONE MOUNTAIN
   16550052                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                 Aurora
   16551721                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Ft Worth
   16551997                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                              Montgomery
   16552072                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              SACRAMENTO
   16562480                                EMCFLOW                                    EMCMORTGAGE                                            POINT BANK                                                  DENISON
   16562543                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           DELTONA
   16562891                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                             MESA
   16563141                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              South Orange
   16563280                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           Phoenix
   16563285                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           Phoenix
   16564618                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Tampa
   16564678                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                         Grand Rapids
   16564741                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                             Corona
   16564762                                EMCFLOW                                    EMCMORTGAGE                                    FRONTIER INVESTMENT COMPA                                          Vancouver
   16564898                                EMCFLOW                                    EMCMORTGAGE                                   PINNACLE MORTGAGE GROUP INC                                         Jefferson
   16564960                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          anchorage
   16567535                                EMCFLOW                                    EMCMORTGAGE                                         AURORA FINANCIAL                                             PHILADELPHIA
   16567666                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                          Middletown
   16567695                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                            Savannah
   16567782                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                BRIGHTON
   16567846                                EMCFLOW                                    EMCMORTGAGE                                    PEOPLES MORTGAGE CO/MORIA                                            Tempe
   16568802                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Peoria
   16568949                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                               Kingman
   16569212                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           ORLANDO
   16570376                                EMCFLOW                                    EMCMORTGAGE                                     FAIRFIELD FINANCIAL MTG                                            BURBANK
   16570470                                EMCFLOW                                    EMCMORTGAGE                                         HOMEWIDE LENDING                                                UPLAND
   16570472                                EMCFLOW                                    EMCMORTGAGE                                     SOUTHERN TRUST MORTGAGE                                           ALTAVISTA
   16570619                                EMCFLOW                                    EMCMORTGAGE                          HARBOURTON (2) MORTGAGE INVESTMENT CORPORATION                                Marietta
   16570638                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                          Brentwood
   16570640                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                           CO SPGS
   16570695                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           PHOENIX
   16570750                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              Las Vegas
   16571493                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                           Houston
   16571519                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                             Gainesville
   16571618                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                     NORTH RICHLAND HILLS
   16571631                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                          Bolingbrook
   16571651                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Brentwood
   16571679                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                            Laredo
   16571694                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           PHOENIX
   16571719                                EMCFLOW                                    EMCMORTGAGE                                       ARTISAN MORTGAGE LLC                                            SCOTTSDALE
   16571851                                EMCFLOW                                    EMCMORTGAGE                                          RESOURCE BANK                                               NEWPORT NEWS
   16572006                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                               Houston
   16572026                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             BALTIMORE
   16572029                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                    BRONX
   16572106                                EMCFLOW                                    EMCMORTGAGE                                         HOMEWIDE LENDING                                                CHINO
   16574892                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                        Moncks Corner
   16574917                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                           KISSIMMEE
   16575309                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           deltona
   16585457                                EMCFLOW                                    EMCMORTGAGE                                         CREDIT NORTHEAST                                             ATLANTIC BCH
   16585543                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                                 Lehi
   16585547                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                                 Lehi
   16585555                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             Jersey City
   16585642                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Elizabeth
   16585670                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Deltona
   16585675                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Deltona
   16585677                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Deltona
   16585679                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                                 Lehi
   16585738                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                          GAINESVILLE
   16585759                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          Fort Worth
   16585770                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                        Stone Mountain
   16586050                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           Fountain
   16586052                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                             Mesa
   16586139                                EMCFLOW                                    EMCMORTGAGE                                      UNIVERSAL SAVINGS BANK                                             Wilton
   16591096                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                               Atlanta
   16591098                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                             MESA
   16591291                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                           Phoenix
   16591345                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                MILWAUKIE
   16591369                                EMCFLOW                                    EMCMORTGAGE                                    PEOPLES MORTGAGE CO/MORIA                                           Chandler
   16591381                                EMCFLOW                                    EMCMORTGAGE                                           NV MORTGAGE                                                  Fernley
   16591407                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                            CHANTILLY
   16591408                                EMCFLOW                                    EMCMORTGAGE                                    ARLINGTON CAPITAL MORTGAGE                                           Albany
   16591461                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                               Portland
   16591586                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           Fairburn
   16591590                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                           Norcross
   16594788                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           PHOENIX
   16594802                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                         QUEEN CREEK
   16594808                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           PHOENIX
   16594871                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Sahuarita
   16595002                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Passaic
   16595007                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 WELLINGTON
   16595092                                EMCFLOW                                    EMCMORTGAGE                                     MORTGAGE FINANCIAL, INC.                                           Taunton
   16595212                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                KELSO
   16595229                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                            OLD ROUND ROCK
   16595242                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              LAKELAND
   16595266                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               GARLAND
   16595276                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                                ALLEN
   16595310                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               GARLAND
   16595328                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               AHTANUM
   16595346                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                 LOS ANGELES
   16595352                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                              lago vista
   16595367                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                          Santa Ana
   16595392                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Lathrop
   16595462                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                         Fayettevilla
   16595488                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                            Duluth
   16596203                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                           LEBANON
   16596264                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                            TEMPE
   16596269                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                          CLARKSTON
   16596301                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Anthem
   16596304                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Anthem
   16596462                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Paterson
   16596477                                EMCFLOW                                    EMCMORTGAGE                                         FAIRMONT FUNDING                                           HADDON TOWNSHIP
   16596480                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                               RUSKIN
   16596595                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Tucson
   16596597                                EMCFLOW                                    EMCMORTGAGE                                      FIRST CAPITAL MORTGAGE                                           LA PUENTE
   16596808                                EMCFLOW                                    EMCMORTGAGE                                     SEBRING CAPITAL PARTNERS                                          Baltimore
   16596832                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           GOODYEAR
   16597200                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Madera
   16597247                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                         MARINA DEL REY
   16597288                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                Lucerne Valley
   16597378                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                          Arlington
   16597462                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                           SAINT AUGUSTINE
   16597467                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                              Palm Coast
   16597536                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              Queen Creek
   16597584                                EMCFLOW                                    EMCMORTGAGE                                    MARSHALL BANKFIRST MORTGA                                           GLENVIEW
   16597623                                EMCFLOW                                    EMCMORTGAGE                                     HOME SOUTH MORTAGE CORP                                          ORANGE PARK
   16597717                                EMCFLOW                                    EMCMORTGAGE                                      FIRST CAPITAL MORTGAGE                                           LANCASTER
   16597810                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                            PEORIA
   16599364                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Fresno
   16599602                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 BROOKLYN
   16599721                                EMCFLOW                                    EMCMORTGAGE                                    ARLINGTON CAPITAL MORTGAGE                                       EGG HARBOR TWP
   16599768                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                           COLLEGE STATION
   16599820                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Henderson
   16599867                                EMCFLOW                                    EMCMORTGAGE                                     LIBERTY FINANCIAL GROUP                                           Wenatchee
   16599889                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                             Weeki Wachee
   16600026                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                       North Las Vegas
   16600029                                EMCFLOW                                    EMCMORTGAGE                                         BAYROCK MORTGAGE                                           Paradise Valley
   16600934                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                              BALLGROUND
   16600964                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                           CLAYTON
   16601070                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                         FUQUAY VARINA
   16601100                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                PLYMOUTH
   16601108                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                Ham Lake
   16601122                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Glendale
   16601199                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                            Springfield
   16601215                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                AUSTIN
   16601232                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                Austin
   16601234                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                Austin
   16601236                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                Austin
   16601239                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                Austin
   16601371                                EMCFLOW                                    EMCMORTGAGE                                       WILLOW BEND MORTGAGE                                              AUSTIN
   16602651                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                            SAN JOSE
   16602667                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               LAS VEGAS
   16602694                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                         ELMWOOD PARK
   16602696                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                BALTIMORE
   16602699                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                              LAS CRUCES
   16602715                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                         Federal Way
   16602767                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                CHANDLER
   16602964                                EMCFLOW                                    EMCMORTGAGE                                  PROMINENT MORTGAGE CORPORATION                                      Los Angeles
   16602992                                EMCFLOW                                    EMCMORTGAGE                                      UNIVERSAL SAVINGS BANK                                            Chandler
   16603811                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              Jacksonville
   16603835                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            New Brunswick
   16603846                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                          Des Moines
   16603857                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               HAYMARKET
   16603861                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                 Detroit
   16604113                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                             Mesa
   16604139                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                               BUCKEYE
   16604170                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                               Nogales
   16604177                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                        Pinellas Park
   16604189                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                                GREELY
   16604267                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                           COLLEGE STATION
   16604377                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               La Pine
   16604441                                EMCFLOW                                    EMCMORTGAGE                                    MASON-MCDUFFIE MORTGAGE C                                           Surprise
   16604474                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               GILBERT
   16604520                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                                 Frisco
   16604531                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                               THE COLONY
   16604560                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                               Arlington
   16604566                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                              San Antonio
   16604575                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                                Burleson
   16604581                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                                Terrell
   16605687                                EMCFLOW                                    EMCMORTGAGE                                           AMSOUTH BANK                                            Panama City Beach
   16605688                                EMCFLOW                                    EMCMORTGAGE                                        KIRKWOOD FINANCIAL                                            SHERMAN OAKS
   16605696                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               DENISON
   16605715                                EMCFLOW                                    EMCMORTGAGE                                        KIRKWOOD FINANCIAL                                              NOGALES
   16605716                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               DENISON
   16605719                                EMCFLOW                                    EMCMORTGAGE                                        MAVERICK MORTGAGE                                               DENISON
   16605722                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                               Los Angeles
   16605799                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           PHOENIX
   16605825                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                    PERRIS
   16605848                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                             Kent
   16605883                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                             Mesa
   16605968                                EMCFLOW                                    EMCMORTGAGE                                  FEDERAL TRUST MORTGAGE COMPANY                                        ORLANDO
   16605983                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Tucson
   16606003                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                             Mesa
   16606039                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                              ALPHARETTA
   16606107                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                          SCOTTSDALE
   16606171                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              Queen Creek
   16609631                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              Paterson
   16609657                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                            Rochester
   16609691                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           PHOENIX
   16609766                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                           Charlotte
   16609773                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                TEMECULA
   16609778                                EMCFLOW                                    EMCMORTGAGE                                    ATLAS MORTGAGE FUNDING CO                                           Show Low
   16609791                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                          Antioch
   16609825                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                           Avondale
   16609928                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                               PHOENIX
   16609950                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                          POHATCONG
   16610033                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                           HOUSTON
   16610106                                EMCFLOW                                    EMCMORTGAGE                                          AME FINANCIAL                                                 CUMMING
   16610144                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                             MESA
   16610163                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Charlotte
   16610209                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                            KOLOA
   16610234                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                          Philadelphia
   16610259                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              Phoenix
   16611217                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                            Benicia
   16611273                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             SAN ANTONIO
   16611289                                EMCFLOW                                    EMCMORTGAGE                          HARBOURTON (2) MORTGAGE INVESTMENT CORPORATION                                 Largo
   16611353                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                            WILMETTE
   16611374                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                PHOENIX
   16611406                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                PHOENIX
   16611420                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Chandler
   16611435                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                San Martin
   16611453                                EMCFLOW                                    EMCMORTGAGE                                     SOUTHERN TRUST MORTGAGE                                            FAIRFAX
   16611513                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                              Thousand Oaks
   16611538                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                             Mesa
   16611556                                EMCFLOW                                    EMCMORTGAGE                                    HOMEAMERICAN MORTGAGE CORP                                          SURPRISE
   16611620                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                               PHOENIX
   16611631                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                               PHOENIX
   16611635                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                          Glen Carbon
   16611638                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                           Clearfield
   16611723                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                Milwaukee
   16611813                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                                  NEWARK
   16611939                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Tucson
   16612612                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Marlboro
   16612616                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Jacksonville
   16612661                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                            MECHANICSVILLE
   16612679                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                  EAGAN
   16612685                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                        Pinellas Park
   16612771                                EMCFLOW                                    EMCMORTGAGE                                        SUNSHINE MORTGAGE                                              GILLSVILLE
   16612833                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                               HOUSTON
   16612853                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Fort Myers
   16612856                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Fresno
   16612866                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                             Yuma
   16612868                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                                Higley
   16612908                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                           WINCHESTER
   16612951                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Totowa
   16612952                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                            LAYTON
   16613017                                EMCFLOW                                    EMCMORTGAGE                                       THE LENDING COMPANY                                              PHOENIX
   16613018                                EMCFLOW                                    EMCMORTGAGE                                     GREAT NORTHERN FINANCIAL                                          Prior Lake
   16613033                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                              LA CROSSE
   16613035                                EMCFLOW                                    EMCMORTGAGE                                     CENTURY MORTGAGE COMPANY                                        NICHOLASVILLE
   16613040                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                            Tucson
   16613057                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                              Lake Oswego
   16613131                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                ANTHEM
   16613236                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                          Kissimmee
   16613240                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                           Orlando
   16613291                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                         QUEEN CREEK
   16613296                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                             YUMA
   16615953                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                             Orlando
   16616030                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            Naples
   16616035                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                            Peoria
   16616066                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                         HERMOSA BEACH
   16616220                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                 TOLEDO
   16616256                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            FRESNO
   16616266                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                               Birmingham
   16616324                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                          Vancouver
   16616475                                EMCFLOW                                    EMCMORTGAGE                                    PEOPLES MORTGAGE CO/MORIA                                           PHOENIX
   16616526                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Florence
   16616557                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               AHTANUM
   16616558                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                YAKIMA
   16628724                                EMCFLOW                                    EMCMORTGAGE                                    ATLAS MORTGAGE FUNDING CO                                           Kingman
   16628772                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                  BRISTOL
   16628959                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                               Glendale
   16629171                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                              Beaverton
   16629193                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           PHOENIX
   16629260                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           PHOENIX
   16629264                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           PHOENIX
   16632257                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           AVONDALE
   16632320                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                            Rancho Cucamonga
   16632339                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Salisbury
   16632343                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Hope Mills
   16632358                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Aldie
   16632362                                EMCFLOW                                    EMCMORTGAGE                                  FEDERAL TRUST MORTGAGE COMPANY                                   ALTAMONTE SPRINGS
   16632409                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                         Jersey City
   16632462                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Riverview
   16632476                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                               LONG BEACH
   16632502                                EMCFLOW                                    EMCMORTGAGE                                    WESTERN RESIDENTIAL MORTG                                          SCOTTSDALE
   16632551                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Manassas
   16632622                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                           Phoenix
   16632663                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Victoria
   16632841                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Pacific
   16633021                                EMCFLOW                                    EMCMORTGAGE                                     FAIRFIELD FINANCIAL MTG                                          Victorville
   16633074                                EMCFLOW                                    EMCMORTGAGE                                 FAIRWAY INDEPENDENT CORPORATION                                        Phoenix
   16633103                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Peoria
   16634181                                EMCFLOW                                    EMCMORTGAGE                                     FAIRFIELD FINANCIAL MTG                                        Monroe Township
   16634182                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Orlando
   16634229                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Newark
   16634261                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                           LONG BEACH
   16634266                                EMCFLOW                                    EMCMORTGAGE                                     LIBERTY FINANCIAL GROUP                                           Snohomish
   16634316                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                 Harrison
   16634323                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                             Oakley
   16634446                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                              Scottsdale
   16634547                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               CARMICHAEL
   16634600                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                               nogales
   16634694                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                                 MESA
   16638204                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                          LONG BEACH
   16638294                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                         REDONDO BEACH
   16638316                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 DENTON
   16638341                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                             Queen Creek
   16638389                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                          ADAMS CITY
   16638393                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                           W JORDAN
   16638452                                EMCFLOW                                    EMCMORTGAGE                                    CORNERSTONE HOME MORTGAGE                                           Palm Bay
   16638460                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            FRESNO
   16638468                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                                TUCSON
   16638490                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                            MURRIETA
   16638510                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                           RALEIGH
   16638518                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           GILBERT
   16638522                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                         LAND O LAKES
   16638546                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           Buckeye
   16638571                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                 MCLEAN
   16638676                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            FRESNO
   16638682                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              Vancouver
   16638688                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                        MONCKS CORNER
   16638707                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                           SEMINOLE
   16638729                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                               Maple Grove
   16638730                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Trenton
   16638734                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                              HOUSTON
   16638827                                EMCFLOW                                    EMCMORTGAGE                                       THE LENDING COMPANY                                              GOODYEAR
   16638841                                EMCFLOW                                    EMCMORTGAGE                                     SPECTRUM FINANCIAL GROUP                                           Glendale
   16638844                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                                  SUN VALLEY
   16638863                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                            Belton
   16638935                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                            WINSTON SALEM
   16638943                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                              SNELLVILLE
   16638945                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                              CHARLOTTE
   16640647                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                         Fort Mohave
   16640684                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                      VILLAGE OF LOCH LLOYD
   16640718                                EMCFLOW                                    EMCMORTGAGE                                    WESTERN RESIDENTIAL MORTG                                           PHOENIX
   16640730                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            FOLSOM
   16640735                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                            HAYWARD
   16640766                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                        FOUNTAIN HILLS
   16640768                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               CUTLER BAY
   16640777                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                PORTSMOUTH
   16640796                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          SACRAMENTO
   16640802                                EMCFLOW                                    EMCMORTGAGE                                         CREDIT NORTHEAST                                                MALONE
   16640841                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               LA PINE
   16640856                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                              Riviera Beach
   16640935                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                            Monroe Township
   16640995                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                           South Bound Brook
   16641005                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                            Douglasville
   16641017                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Easton
   16641034                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                           Atlanta
   16641093                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                           Atlanta
   16641130                                EMCFLOW                                    EMCMORTGAGE                                           AMSOUTH BANK                                            Thompsons Station
   16641143                                EMCFLOW                                    EMCMORTGAGE                                     DELL FRANKLIN FINANCIAL,                                         MILLERSVILLE
   16641146                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                Plantation
   16641161                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                 Hiram
   16641167                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Fredericksburg
   16641179                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Brentwood
   16641185                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Bowie
   16641252                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                             HAINES CITY
   16641326                                EMCFLOW                                    EMCMORTGAGE                                        KIRKWOOD FINANCIAL                                             Las Vegas
   16643550                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 MAINEVILLE
   16643593                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                               MIAMI BEACH
   16643620                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Anthem
   16643662                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            Tacoma
   16643666                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            Tacoma
   16643671                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                          El Mirage
   16643675                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Spokane
   16643748                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                           Fort Walton Beach
   16643850                                EMCFLOW                                    EMCMORTGAGE                                         ALTERNA MORTGAGE                                                NEWARK
   16643890                                EMCFLOW                                    EMCMORTGAGE                                       WILLOW BEND MORTGAGE                                              IRVING
   16643988                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                              LAKELAND
   16644035                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                              Palm City
   16644127                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                            PEORIA
   16644228                                EMCFLOW                                    EMCMORTGAGE                                        UNIVERSAL AMERICAN                                           WESLEY CHAPEL
   16645951                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                         Egg Harbor Township
   16645955                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Totowa
   16646012                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            Pleasantville
   16646022                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                             Reno
   16646048                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                         BOUND BROOK
   16646104                                EMCFLOW                                    EMCMORTGAGE                                     FINANCIAL MORTGAGE, INC.                                          Alexandria
   16646145                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                              SAN FRANCISCO
   16646189                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              Las Vegas
   16646275                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                               nogales
   16646301                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                             CASA GRANDE
   16646365                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                           CLIFTON
   16646414                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Anthem
   16646461                                EMCFLOW                                    EMCMORTGAGE                                    DRAPER AND KRAMER MORTGAGE                                          RIDGWAY
   16646496                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               ADAMS CITY
   16646509                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                             COMMERCE CITY
   16646510                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                              CLARKDALE
   16646527                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                  Eagan
   16646558                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Landenberg
   16646566                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Miami
   16646574                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Randallstown
   16646588                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Bowie
   16646624                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                               VICTORVILLE
   16646625                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Burtonsville
   16646637                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Upper Marlboro
   16646649                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Hollywood
   16646666                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Jackson
   16648328                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                           Fort Walton Beach
   16648333                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Glendale
   16648446                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Olympia
   16648478                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             LTL EGG HBR
   16648486                                EMCFLOW                                    EMCMORTGAGE                                    WALL STREET FINANCIAL COR                                          IRVINGTON
   16648489                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            Pleasantville
   16648490                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                            PEORIA
   16648492                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                 Seattle
   16648514                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Brick
   16648646                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                 CINCINNATI
   16648675                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                            Chevy Chase
   16648692                                EMCFLOW                                    EMCMORTGAGE                                    PEOPLES MORTGAGE CO/MORIA                                            MARANA
   16648915                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Laredo
   16648939                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                               Florence
   16648950                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                LAVEEN
   16649122                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Peoria
   16649130                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Newark
   16649146                                EMCFLOW                                    EMCMORTGAGE                                       THE LENDING COMPANY                                                MESA
   16649202                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                        Port Saint Lucie
   16649969                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              Cedar Park
   16649983                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Fayetteville
   16649996                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                               Lithonia
   16650006                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Jacksonville
   16650026                                EMCFLOW                                    EMCMORTGAGE                                     FIDELITY & TRUST MTG INC                                          BALTIMORE
   16650034                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Jacksonville
   16650104                                EMCFLOW                                    EMCMORTGAGE                                    GOLDEN EMPIRE MORTGAGE INC                                           OXNARD
   16650142                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                            OKEECHOBEE
   16650153                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                             NAMPA
   16650163                                EMCFLOW                                    EMCMORTGAGE                                    PEOPLES MORTGAGE CO/MORIA                                           GILBERT
   16650165                                EMCFLOW                                    EMCMORTGAGE                                    PREFERRED FINANCIAL GROUP                                          MENLO PARK
   16650324                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                          Gladstone
   16650346                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               MAPLEWOOD
   16650359                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            MADERA
   16650368                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                                 MESA
   16650395                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                         NOBLESVILLE
   16650417                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            FRESNO
   16650473                                EMCFLOW                                    EMCMORTGAGE                                       ARTISAN MORTGAGE LLC                                              PEORIA
   16650476                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                                HUMBLE
   16650478                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                              SCOTTSDALE
   16650483                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                                HUMBLE
   16650606                                EMCFLOW                                    EMCMORTGAGE                                       NATIONSFIRST LENDING                                             LA HABRA
   16651152                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                               Puyallup
   16651177                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             Baltimore
   16651262                                EMCFLOW                                    EMCMORTGAGE                                            WR STARKEY                                                RUSSELLVILLE
   16651287                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Paterson
   16651369                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                           LAS VEGAS
   16651413                                EMCFLOW                                    EMCMORTGAGE                                        NEW SOUTH FEDERAL                                                PINSON
   16651512                                EMCFLOW                                    EMCMORTGAGE                                           4UDIRECT INC                                                  Eagan
   16651522                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                               GLENDALE
   16651566                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           MARICOPA
   16651739                                EMCFLOW                                    EMCMORTGAGE                                    FRONTIER INVESTMENT COMPA                                           Portland
   16651756                                EMCFLOW                                    EMCMORTGAGE                                     C & G FINANCIAL SERVICES                                           BEVERLY
   16651805                                EMCFLOW                                    EMCMORTGAGE                                     FAIRFIELD FINANCIAL MTG                                           Stratford
   16651850                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           PHOENIX
   16653716                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Anthem
   16653763                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                             Reseda
   16653769                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                             Howe
   16653943                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                               SAINT LOUIS
   16653977                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                         PORTERVILLE
   16654001                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                Acworth
   16654017                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                           SANTA ANA
   16654124                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                   WAXHAW
   16654130                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Paterson
   16654170                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Waynesboro
   16654181                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Jacksonville
   16654225                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            Chicago
   16654316                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Locust Grove
   16654329                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                               LONSDALE
   16654384                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              Jersey City
   16654386                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                SAN BERNARDINO
   16655951                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Salinas
   16655970                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               OAKVIEW
   16655971                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Perry Hall
   16656014                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Chandler
   16656021                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                               Los Angeles
   16656036                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          Sacramento
   16656074                                EMCFLOW                                    EMCMORTGAGE                                     C & G FINANCIAL SERVICES                                          Clearwater
   16656119                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                             PORT SAINT LUCIE
   16656133                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                 Palmdale
   16656182                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           MARICOPA
   16656186                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           MARICOPA
   16656367                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                                 LOS ANGELES
   16656422                                EMCFLOW                                    EMCMORTGAGE                                        HAYHURST MORTGAGE                                                Miami
   16656468                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                                   San Jose
   16656496                                EMCFLOW                                    EMCMORTGAGE                                       THE LENDING COMPANY                                            QUEEN CREEK
   16656569                                EMCFLOW                                    EMCMORTGAGE                                    CCSF DBA GREYSTONE FINANC                                           HOUSTON
   16656603                                EMCFLOW                                    EMCMORTGAGE                                     DELL FRANKLIN FINANCIAL,                                         GAITHERSBURG
   16656610                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                               UNIVERSITY PL
   16656641                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                            RIVIERA BEACH
   16656642                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                                   MESA
   16656644                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                             MESA
   16656816                                EMCFLOW                                    EMCMORTGAGE                                        KIRKWOOD FINANCIAL                                               PERRIS
   16656826                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                         Union City
   16656854                                EMCFLOW                                    EMCMORTGAGE                                       REUNION MORTGAGE INC                                             POULSBO
   16656951                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           PHOENIX
   16657006                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Henderson
   16658379                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            Atlantic City
   16658420                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                               Leander
   16658449                                EMCFLOW                                    EMCMORTGAGE                                    COMMUNITY RESOURCE MORTGA                                          Groveland
   16658571                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               GASTONIA
   16658578                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               MIRAMAR
   16658625                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Orlando
   16658644                                EMCFLOW                                    EMCMORTGAGE                                         HCL FINANCE INC                                                GOODYEAR
   16658666                                EMCFLOW                                    EMCMORTGAGE                                      GUILD MORTGAGE COMPANY                                           Scottsdale
   16658678                                EMCFLOW                                    EMCMORTGAGE                                    PROFESSIONAL MTG PARTNERS                                            ELGIN
   16658680                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                              Gilbert
   16658802                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                       El Dorado Hills
   16658842                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                           PATTERSON
   16658930                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                           MINNEAPOLIS
   16658950                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                                   Pasadena
   16659032                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             Miami Beach
   16659167                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                             Ozark
   16659197                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                             Mountain House
   16659214                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                               BUCKEYE
   16661977                                EMCFLOW                                    EMCMORTGAGE                                    1ST AMERICAN MORTGAGE FIN                                           LEESBURG
   16661997                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                  Lithonia
   16662015                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                             FRESNO
   16662069                                EMCFLOW                                    EMCMORTGAGE                                          CAPITAL QUEST                                              UPPR MARLBORO
   16662070                                EMCFLOW                                    EMCMORTGAGE                                     LIBERTY FINANCIAL GROUP                                            Redmond
   16662081                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              Annapolis
   16662106                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                             MORENO VALLEY
   16662157                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                              TAMPA
   16662188                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              Albuquerque
   16662220                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                               Breckenridge
   16662244                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                              NEWARK
   16662259                                EMCFLOW                                    EMCMORTGAGE                                    ATLAS MORTGAGE FUNDING CO                                           CHANDLER
   16662324                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                          LOS ANGELES
   16662330                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                          LOS ANGELES
   16662341                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                          LOS ANGELES
   16662373                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                              Fort Myers
   16662378                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                           HONOLULU
   16662452                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                            Miami
   16662454                                EMCFLOW                                    EMCMORTGAGE                                         SUNSET MORTGAGE                                              CALUMET CITY
   16662458                                EMCFLOW                                    EMCMORTGAGE                                    GOLDEN EMPIRE MORTGAGE INC                                          SARATOGA
   16662517                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                             VALRICO
   16662594                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           LAS VEGAS
   16662619                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              MANASQUAN
   16662701                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Longwood
   16663714                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Carteret
   16663756                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                              COLUMBIA
   16663762                                EMCFLOW                                    EMCMORTGAGE                                         TRIDENT MORTGAGE                                               Richboro
   16663835                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                             FALLS CHURCH
   16663840                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                               Rockford
   16663847                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                           PHOENIX
   16663915                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                                LAVEEN
   16663935                                EMCFLOW                                    EMCMORTGAGE                                    PREFERRED FINANCIAL GROUP                                           VALLEJO
   16663962                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              BRADENTON
   16663971                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              LAS VEGAS
   16663988                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              LAS VEGAS
   16664042                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Fort Worth
   16664087                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                           LINCOLN
   16664194                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                            IRVINE
   16664225                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                             San Antonio
   16664319                                EMCFLOW                                    EMCMORTGAGE                                       ARTISAN MORTGAGE LLC                                             WADDELL
   16664326                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            New Brunswick
   16664358                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                               Jonesboro
   16664436                                EMCFLOW                                    EMCMORTGAGE                                    UNIWEST MORTGAGE CORPORAT                                             Yuma
   16665494                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                             Corona
   16665527                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                                STARR
   16665551                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                            Austin
   16665556                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                           SAN DIEGO
   16665728                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                                FULLERTON
   16665768                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                          CHARLOTTE
   16665833                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                               Seattle
   16665921                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                                Austin
   16665932                                EMCFLOW                                    EMCMORTGAGE                                         WAUSAU MORTGAGE                                              ARIZONA CITY
   16665985                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Peoria
   16665995                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Peoria
   16666010                                EMCFLOW                                    EMCMORTGAGE                             AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                   HOUSTON
   16666041                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                               LARGO
   16666045                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                             Mountain House
   16666842                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                                TUCSON
   16666851                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                                TUCSON
   16666955                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Leander
   16667002                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                             ORLANDO
   16667004                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                            ELK GROVE
   16667241                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                  RENTON
   16667245                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Jupiter
   16667279                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            Tucson
   16667282                                EMCFLOW                                    EMCMORTGAGE                                         ACADEMY MORTGAGE                                             CANYON LAKE
   16667303                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                Fort Myers
   16667331                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Manassas
   16667440                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Cape Coral
   16670247                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              KNOXVILLE
   16670260                                EMCFLOW                                    EMCMORTGAGE                                     FIRST RATE CAPITAL CORP                                             BRONX
   16670279                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                       Prescott Valley
   16670286                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                        Boynton Beach
   16670372                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                          CAPE CORAL
   16670395                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                             Miami
   16670399                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                               FLORENCE
   16670471                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                            TUCSON
   16670576                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                  MIAMI
   16670663                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                               Richland
   16670668                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                            Falls Church
   16670675                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                            Hyattsville
   16670758                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                               Palm City
   16670780                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                         Rotonda West
   16670812                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                               ARDMORE
   16670820                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                MIAMI
   16670821                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                              WASHINGTON
   16670857                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                            TAMPA
   16670874                                EMCFLOW                                    EMCMORTGAGE                                         ALTERNA MORTGAGE                                               RED BANK
   16670883                                EMCFLOW                                    EMCMORTGAGE                                       ARTISAN MORTGAGE LLC                                             GOODYEAR
   16670906                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Greenacres
   16670909                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              Queen Creek
   16670982                                EMCFLOW                                    EMCMORTGAGE                                         L&G MORTGAGEBANC                                               Chandler
   16670988                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                             Downey
   16672349                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                Marietta
   16672593                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                          Saint George Island
   16672694                                EMCFLOW                                    EMCMORTGAGE                        MORTGAGE CORP OF AMERICA DBA ZONE FUNDING/HARD MON                              Rocklin
   16672725                                EMCFLOW                                    EMCMORTGAGE                                     BM REAL ESTATE SERVICES                                            TARZANA
   16672764                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                         DESERT HIILS
   16672787                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                             MIDDLE RIVER
   16672816                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                            North Las Vegas
   16672850                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                         Springfield
   16672866                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                         Springfield
   16672871                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                         Springfield
   16672902                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                BALTIMORE
   16672930                                EMCFLOW                                    EMCMORTGAGE                                         GUARANTEED RATE                                                  MEAD
   16673020                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                         Springfield
   16673050                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              HENDERSON
   16673067                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Jackson
   16673286                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                       HUNTINGTON BEACH
   16674014                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Fort Mill
   16674040                                EMCFLOW                                    EMCMORTGAGE                                       MORTGAGE NETWORK INC                                              Odessa
   16674115                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                             STOCKTON
   16674159                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                            BROOKLYN PARK
   16674182                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                            Rancho Cucamonga
   16674187                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Anthem
   16674199                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Blacklick
   16674236                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              HENDERSON
   16674246                                EMCFLOW                                    EMCMORTGAGE                                    ARLINGTON CAPITAL MORTGAGE                                        Landisville
   16674377                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                         San Francisco
   16674583                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                              TARZANA
   16674590                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Phoenix
   16674637                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                            Miami
   16674687                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                                SUPPLY
   16674723                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              LAS VEGAS
   16674750                                EMCFLOW                                    EMCMORTGAGE                                         L&G MORTGAGEBANC                                                Tucson
   16676496                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Paicines
   16676519                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             Land O Lakes
   16676553                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Aventura
   16676578                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                Lavon
   16676720                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               LAKESIDE
   16676750                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Paterson
   16676752                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Deer Park
   16676791                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              Queen Creek
   16676830                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                            OXNARD
   16676834                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             GERMANTOWN
   16676878                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                             San Antonio
   16676892                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Brentwood
   16676895                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                       Port Saint Lucie
   16680058                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                            Fort Myers Beach
   16680107                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                             ANTIOCH
   16680160                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Union City
   16680196                                EMCFLOW                                    EMCMORTGAGE                                         WAUSAU MORTGAGE                                            COLORADO SPRINGS
   16680204                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                       APACHE JUNCTION
   16680246                                EMCFLOW                                    EMCMORTGAGE                                     LIBERTY FINANCIAL GROUP                                             BRIER
   16680338                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                          PARK CITY
   16680344                                EMCFLOW                                    EMCMORTGAGE                                       AMERICAN HOME EQUITY                                           SIGNAL HILL
   16680384                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Milford
   16680421                                EMCFLOW                                    EMCMORTGAGE                                     FINANCIAL MORTGAGE, INC.                                            MCLEAN
   16680466                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Palmdale
   16680661                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              Las Vegas
   16680693                                EMCFLOW                                    EMCMORTGAGE                                    MORTGAGE LOAN SPECIALISTS                                            Aurora
   16680728                                EMCFLOW                                    EMCMORTGAGE                                           AMSOUTH BANK                                             Santa Rosa Beach
   16681293                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                          Fort Myers
   16681333                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                          Los Angeles
   16681342                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                              Santa Clarita
   16681364                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                            West New York
   16681495                                EMCFLOW                                    EMCMORTGAGE                                         ACADEMY MORTGAGE                                            SALT LAKE CITY
   16681559                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Baytown
   16681565                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Baytown
   16681569                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                         LEHIGH ACRES
   16681590                                EMCFLOW                                    EMCMORTGAGE                                    PMCC/GENEVA MORTGAGE CORP                                         JERSEY CITY
   16681592                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                            Miami
   16681627                                EMCFLOW                                    EMCMORTGAGE                                    BEAZER MORTGAGE CORPORATI                                            FOLSOM
   16681637                                EMCFLOW                                    EMCMORTGAGE                                            FIRST NLC                                                 Williamsburg
   16681736                                EMCFLOW                                    EMCMORTGAGE                                         RMS & ASSOCIATES                                              HENDERSON
   16681740                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Lovelock
   16681741                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             Charlotte
   16681745                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Murfreesboro
   16681764                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                BEAVERTON
   16681771                                EMCFLOW                                    EMCMORTGAGE                                         SYNOVUS MORTGAGE                                             PHENIX CITY
   16681831                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           GLENDALE
   16681859                                EMCFLOW                                    EMCMORTGAGE                                    GOLDEN EMPIRE MORTGAGE INC                                        APPLE VALLEY
   16684087                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                            Laveen
   16684098                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                            TUCSON
   16684151                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Passaic
   16684165                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Dover
   16684192                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                         APPLE VALLEY
   16684195                                EMCFLOW                                    EMCMORTGAGE                                         ACADEMY MORTGAGE                                                PEORIA
   16684207                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                                  Houston
   16684439                                EMCFLOW                                    EMCMORTGAGE                            PARAMOUNT RESIDENTIAL MORTGAGE CORPORATION                                 Riverside
   16684520                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Maywood
   16684558                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Gilbert
   16684570                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                           MYRTLE BEACH
   16684584                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                                Newark
   16684594                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           MARICOPA
   16684688                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                         Riverside
   16684743                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                          VACAVILLE
   16684793                                EMCFLOW                                    EMCMORTGAGE                                    HOMEFIRST MORTGAGE CORPOR                                           PHOENIX
   16685761                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                 Reno
   16685796                                EMCFLOW                                    EMCMORTGAGE                                     DYNAMIC CAPITAL MORTGAGE                                           POTOMAC
   16685804                                EMCFLOW                                    EMCMORTGAGE                                         CREDIT NORTHEAST                                              NEW MARKET
   16685830                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN BANK SSB                                               Chandler
   16685847                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                             Bergenfield
   16685896                                EMCFLOW                                    EMCMORTGAGE                                    HAMILTON MORTGAGE COMPANY                                           PHOENIX
   16685930                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                             LEHIGH ACRES
   16686029                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               Orlando
   16686033                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              New Castle
   16686063                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                             Bladensburg
   16686078                                EMCFLOW                                    EMCMORTGAGE                                         HOMEWIDE LENDING                                             LOS ANGELES
   16686138                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                               BETHESDA
   16686176                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                              SAN FRANCISCO
   16686215                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                             SPRINGFIELD
   16686247                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                            Phoenix
   16686248                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           CHANDLER
   16686351                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                         CASTLE ROCK
   16688060                                EMCFLOW                                    EMCMORTGAGE                                    PEOPLES MORTGAGE CO/MORIA                                           Surprise
   16688077                                EMCFLOW                                    EMCMORTGAGE                                     FIRST RATE CAPITAL CORP                                             BRONX
   16688201                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                  MESA
   16688258                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             SAN ANTONIO
   16688265                                EMCFLOW                                    EMCMORTGAGE                                           NV MORTGAGE                                                Cockeysville
   16688306                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                              SAN FRANCISCO
   16688332                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                                  DUBLIN
   16688378                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC MUTUAL FUNDING INC                                         Oceanside
   16688498                                EMCFLOW                                    EMCMORTGAGE                                       HARBOURTON MORTGAGE                                            Kansas City
   16688537                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               ORLANDO
   16692153                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                BREMEN
   16692408                                EMCFLOW                                    EMCMORTGAGE                                         CHEVY CHASE BANK                                              Wilmington
   16692435                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                            GRANDVIEW
   16692464                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Arvada
   16692493                                EMCFLOW                                    EMCMORTGAGE                                          CAPITAL QUEST                                                GWYNN OAK
   16692529                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           SUN VALLEY
   16692654                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                                   WHITTIER
   16692664                                EMCFLOW                                    EMCMORTGAGE                                    FRONTIER INVESTMENT COMPA                                             Roy
   16692711                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                                EMERYVILLE
   16693428                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Chantilly
   16693455                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Lorton
   16693477                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                         ROHNERT PARK
   16693665                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Anthem
   16693794                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Woodbridge
   16693809                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                              Queen Creek
   16693867                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                          Overgaard
   16693947                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                                   CYPRESS
   16696047                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                   KATY
   16696050                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                          Riverside
   16696207                                EMCFLOW                                    EMCMORTGAGE                                        SUBURBAN MORTGAGE                                               PHOENIX
   16696234                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              VANCOUVER
   16696242                                EMCFLOW                                    EMCMORTGAGE                                      DUXFORD FINANCIAL INC                                             ANTIOCH
   16696542                                EMCFLOW                                    EMCMORTGAGE                                         HOMEWIDE LENDING                                              LONG BEACH
   16696549                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               HERRIMAN
   16697476                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Fairfax
   16697593                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Plantation
   16697666                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             Charlotte
   16146824                        AMERICAN HOME MORTGAGE                             EMCMORTGAGE                                      AMERICAN HOME MORTGAGE                                            CUMMING
   16234708                      HOMEAMERICAN MORTGAGE CORP                           EMCMORTGAGE                                    HOMEAMERICAN MORTGAGE CORP                                          SYRACUSE
   16292046                        AMERICAN HOME MORTGAGE                             EMCMORTGAGE                                      AMERICAN HOME MORTGAGE                                           LONG BEACH
   16292066                        AMERICAN HOME MORTGAGE                             EMCMORTGAGE                                      AMERICAN HOME MORTGAGE                                             DRAPER
   16710949                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Bloomfield
   16710985                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Margate
   16539918                                 BSRM                                      EMCMORTGAGE                                    CONTINENTAL MORTGAGE CORP                                            Miami
   16348970                        AMERICAN HOME MORTGAGE                             EMCMORTGAGE                                      AMERICAN HOME MORTGAGE                                             FALLON
   16567293                                 BSRM                                      EMCMORTGAGE                                        PRESTAR FINANCIAL                                               Decatur
   16571296                                 BSRM                                      EMCMORTGAGE                                              LIONS                                                    Plantation
   16574694                                 BSRM                                      EMCMORTGAGE                                    SAGE MORTGAGE SERVICES INC                                          Sebring
   16593701                                 BSRM                                      EMCMORTGAGE                                          CLUB MORTGAGE                                               Ladera Ranch
   16594467                                 BSRM                                      EMCMORTGAGE                                          SMART MORTGAGE                                                  Mesa
   16649293                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 LAS VEGAS
   16649299                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  PUYALLUP
   16649301                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  FONTANA
   16649303                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 CHIEFLAND
   16649307                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  PHOENIX
   16649312                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 RICHARDSON
   16649318                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 LAS VEGAS
   16649322                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  HIGHLAND
   16649324                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  BUCKEYE
   16649325                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   CANTON
   16649326                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                               MCCLELLANVILLE
   16649328                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  CHICAGO
   16649331                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                               SALT LAKE CITY
   16649334                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 LAS VEGAS
   16649336                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                 CHARLOTTE
   16649337                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   TEMPE
   16649338                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  CHICAGO
   16649341                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  ANDERSON
   16649342                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  ANDERSON
   16649343                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                  ANDERSON
   16649346                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                   OCALA
   16649309                              TAYLOR BEAN                                  EMCMORTGAGE                                           TAYLOR BEAN                                                FORT VALLEY
   16339733                                EMCFLOW                                    EMCMORTGAGE                                        KIRKWOOD FINANCIAL                                              Phoenix
   16339815                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Peoria
   16342038                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                            MILLIS
   16318687                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                               LOS ANGELES
   16321474                                EMCFLOW                                    EMCMORTGAGE                                     BILTMORE BANK OF ARIZONA                                            Aurora
   16321481                                EMCFLOW                                    EMCMORTGAGE                                     CHERRY CREEK MORTGAGE CO                                            DALLAS
   16318632                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            PLANO
   16322996                                EMCFLOW                                    EMCMORTGAGE                                    NORTHERN PACIFIC MORTGAGE                                         Nevada City
   16343880                                EMCFLOW                                    EMCMORTGAGE                                     CENTURY MORTGAGE COMPANY                                          LOUISVILLE
   16345837                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                             FREDERICK
   16315011                                EMCFLOW                                    EMCMORTGAGE                                         BAYROCK MORTGAGE                                            Ellicott City
   16315054                                EMCFLOW                                    EMCMORTGAGE                                         BAYROCK MORTGAGE                                               Sunrise
   16392409                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                           PLYMOUTH
   16392468                                EMCFLOW                                    EMCMORTGAGE                                      REPUBLIC MORTGAGE LLC                                           N LAS VEGAS
   16392279                                EMCFLOW                                    EMCMORTGAGE                                            POINT BANK                                                Gainesville
   16392292                                EMCFLOW                                    EMCMORTGAGE                                            POINT BANK                                                Gainesville
   16392302                                EMCFLOW                                    EMCMORTGAGE                                            POINT BANK                                                Gainesville
   16387573                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                          San Antonio
   16388736                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         Orange Park
   16388813                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 Atwater
   16387433                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                             RANCHO CUCAMONGA
   16387111                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                Orlando
   16384261                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Miramar
   16384292                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                            Hialeah
   16784865                                EMCFLOW                                    EMCMORTGAGE                                        SUNSHINE MORTGAGE                                               LILBURN
   16718697                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Tamarac
   16718712                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Annapolis
   16718737                                EMCFLOW                                    EMCMORTGAGE                                         SUPREME LENDING                                                Columbia
   16718790                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Manassas
   16721882                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                           LIVERMORE
   16721945                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                              Riverdale
   16723115                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                          Knoxville
   16395666                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                        HIGHLANDS RANCH
   16377122                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                              WASHINGTON
   16713969                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                              Kissimmee
   16383989                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                              PORTSMOUTH
   16292055                        AMERICAN HOME MORTGAGE                             EMCMORTGAGE                                      AMERICAN HOME MORTGAGE                                           GLEN MILLS
   16292061                        AMERICAN HOME MORTGAGE                             EMCMORTGAGE                                      AMERICAN HOME MORTGAGE                                             DOWNEY
   16292138                        AMERICAN HOME MORTGAGE                             EMCMORTGAGE                                      AMERICAN HOME MORTGAGE                                          CASTLE ROCK
   16244546                       AMERICAN MORTGAGE EXPRESS                           EMCMORTGAGE                                    AMERICAN MORTGAGE EXPRESS                                       HUNTINGTON BEACH
   16232928                            IRWIN MORTGAGE                                 EMCMORTGAGE                                          IRWIN MORTGAGE                                               CAPE CORAL
   16234495                      HOMEAMERICAN MORTGAGE CORP                           EMCMORTGAGE                                    HOMEAMERICAN MORTGAGE CORP                                          SURPRISE
   16234618                      HOMEAMERICAN MORTGAGE CORP                           EMCMORTGAGE                                    HOMEAMERICAN MORTGAGE CORP                                         LAS VEGAS
   16697600                                EMCFLOW                                    EMCMORTGAGE                                    FIRST CALIFORNIA MORTGAGE                                          SAND CITY
   16697603                                EMCFLOW                                    EMCMORTGAGE                                           GATEWAY BANK                                                   MESA
   16697382                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                                Ocala
   16697394                                EMCFLOW                                    EMCMORTGAGE                                         CREDIT NORTHEAST                                             N PROVIDENCE
   16697397                                EMCFLOW                                    EMCMORTGAGE                                         CREDIT NORTHEAST                                             N PROVIDENCE
   16696289                                EMCFLOW                                    EMCMORTGAGE                                        HAYHURST MORTGAGE                                               Sebring
   16694012                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 VALDOSTA
   16694035                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Lucas
   16696124                                EMCFLOW                                    EMCMORTGAGE                                        MILLENNIUM BANK NA                                           HIDDEN VALLEY
   16696247                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                            Tacoma
   16693884                                EMCFLOW                                    EMCMORTGAGE                                     SALLIE MAE HOME LOANS-MA                                         GRAND BLANC
   16693771                                EMCFLOW                                    EMCMORTGAGE                                    PELICAN CAPITAL INVESTMEN                                           Reunion
   16693773                                EMCFLOW                                    EMCMORTGAGE                                          LENDING FIRST                                                  Corona
   16693799                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                            North Las Vegas
   16693845                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                           Mansfield
   16693857                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                            Austin
   16693864                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                              WESTMINSTER
   16693946                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                           CHANDLER
   16693995                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                                NASHUA
   16692670                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                             Springfield
   16693352                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Culpeper
   16693372                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                               ACWORTH
   16693381                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Culpeper
   16693409                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                Kinzers
   16693413                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Fredericksburg
   16693443                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                               Woodbridge
   16693444                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                                 Easton
   16693467                                EMCFLOW                                    EMCMORTGAGE                                          FIRST GUARANTY                                             Upper Marlboro
   16693471                                EMCFLOW                                    EMCMORTGAGE                                         STEARNS LENDING                                                DETROIT
   16693485                                EMCFLOW                                    EMCMORTGAGE                                    HOMEBRIDGE MORTGAGE BANKE                                        FREDERICKSBURG
   16693689                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Wood Dale
   16693697                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                               Las Vegas
   16693533                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Sterling
   16693545                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                           LAS VEGAS
   16693549                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Tamarac
   16692553                                EMCFLOW                                    EMCMORTGAGE                                    WESTAMERICA MORTGAGE CORP                                            Mabank
   16692238                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                            CHICAGO
   16692262                                EMCFLOW                                    EMCMORTGAGE                                    DRAPER AND KRAMER MORTGAGE                                          Chicago
   16692393                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Glendale
   16688464                                EMCFLOW                                    EMCMORTGAGE                                    ATLAS MORTGAGE LENDING LLC                                          Salinas
   16688496                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN FINANCIAL                                             EASTPOINT
   16692076                                EMCFLOW                                    EMCMORTGAGE                                     SHEA FINANCIAL SERVICES                                            Rocklin
   16692446                                EMCFLOW                                    EMCMORTGAGE                                    ATLAS MORTGAGE LENDING LLC                                       San Francisco
   16692163                                EMCFLOW                                    EMCMORTGAGE                                      TOWNE MORTGAGE COMPANY                                             WARREN
   16686050                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN BANK SSB                                              St George
   16686071                                EMCFLOW                                    EMCMORTGAGE                                    HOMEBRIDGE MORTGAGE BANKE                                           NEW YORK
   16688066                                EMCFLOW                                    EMCMORTGAGE                                        WESTSTAR MORTGAGE                                               NORFOLK
   16688164                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Manassas
   16686118                                EMCFLOW                                    EMCMORTGAGE                                         USA FUNDING CORP                                                RACINE
   16686122                                EMCFLOW                                    EMCMORTGAGE                                    PACIFIC COMMUNITY MORTGAG                                          COSTA MESA
   16686127                                EMCFLOW                                    EMCMORTGAGE                                         EQUITY RESOURCES                                               Columbus
   16686132                                EMCFLOW                                    EMCMORTGAGE                                     CENTRAL PACIFIC MORTGAGE                                           Oakland
   16686145                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                              PARKER
   16686175                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                                Aldie
   16686225                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                            Conway
   16688282                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                              GLENELG
   16688032                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                           Mableton
   16685712                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                              Chantilly
   16685724                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                               Rancho Cucamonga
   16685749                                EMCFLOW                                    EMCMORTGAGE                                          PULTE MORTGAGE                                                 Anthem
   16685853                                EMCFLOW                                    EMCMORTGAGE                                        FRANKLIN BANK SSB                                             Westminster
   16685900                                EMCFLOW                                    EMCMORTGAGE                                 FIRST HOME MORTGAGE CORPORATION                                       ANNAPOLIS
   16684582                                EMCFLOW                                    EMCMORTGAGE                                       VISION MORTGAGE LLC                                               Durham
   16684627                                EMCFLOW                                    EMCMORTGAGE                                       SEA BREEZE FINANCIAL                                         SANTA FE SPRINGS
   16686005                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                             LEHIGH ACRES
   16684640                                EMCFLOW                                    EMCMORTGAGE                                     DELL FRANKLIN FINANCIAL,                                          WASHINGTON
   16684695                                EMCFLOW                                    EMCMORTGAGE                                    HOMEFIRST MORTGAGE CORPOR                                           MANTECA
   16684725                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 PHOENIX
   16684790                                EMCFLOW                                    EMCMORTGAGE                        MORTGAGE CORP OF AMERICA DBA ZONE FUNDING/HARD MON                              Pasadena
   16681945                                EMCFLOW                                    EMCMORTGAGE                                    REPUBLIC MORTGAGE HOME LO                                            DIVIDE
   16681946                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                              ALEXANDRIA
   16681957                                EMCFLOW                                    EMCMORTGAGE                                         BSM FINANCIAL LP                                             Jacksonville
   16684122                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                 Reunion
   16684152                                EMCFLOW                                    EMCMORTGAGE                                           SUTTON BANK                                             CLEVELAND HEIGHTS
   16684071                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Riverton
   16684078                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                            Berlin
   16684082                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                           Franklin
   16680441                                EMCFLOW                                    EMCMORTGAGE                                     MILESTONE MORTGAGE CORP                                             Tooele
   16680462                                EMCFLOW                                    EMCMORTGAGE                                    UNITED MORTGAGE CORPORATI                                            LEHIGH
   16680501                                EMCFLOW                                    EMCMORTGAGE                                           AMSOUTH BANK                                               Jacksonville
   16681402                                EMCFLOW                                    EMCMORTGAGE                                         CREDIT NORTHEAST                                               CHICAGO
   16681425                                EMCFLOW                                    EMCMORTGAGE                                        FIRST RESIDENTIAL                                               Orlando
   16680549                                EMCFLOW                                    EMCMORTGAGE                                         ACADEMY MORTGAGE                                                 LEHI
   16680555                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                            PLEASANT GROVE
   16681441                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                               Bluemont
   16681500                                EMCFLOW                                    EMCMORTGAGE                                  FEDERAL TRUST MORTGAGE COMPANY                                        ORLANDO
   16681558                                EMCFLOW                                    EMCMORTGAGE                                          RESOURCE BANK                                               VIRGINIA BCH
   16681615                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                Marietta
   16680617                                EMCFLOW                                    EMCMORTGAGE                                     FIRST GUARANTY FINANCIAL                                          LA MIRADA
   16680633                                EMCFLOW                                    EMCMORTGAGE                                      MOUNTAIN VIEW MORTGAGE                                          VICTORVILLE
   16680641                                EMCFLOW                                    EMCMORTGAGE                                     PRIMELENDING A PLAINSCAP                                         THOMASVILLE
   16680659                                EMCFLOW                                    EMCMORTGAGE                                             NBGI INC                                               FAIR OAKS RANCH
   16680695                                EMCFLOW                                    EMCMORTGAGE                                      FIRST MAGNUS FINANCIAL                                           Gibsonton
   16681707                                EMCFLOW                                    EMCMORTGAGE                                        AMERICAN HOME KEY                                                Sanger
   16681708                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                       North Las Vegas
   16681756                                EMCFLOW                                    EMCMORTGAGE                                          AME FINANCIAL                                                   ATL
   16681777                                EMCFLOW                                    EMCMORTGAGE                                        SECURITY NATIONAL                                             HAPPY VALLEY
   16681783                                EMCFLOW                                    EMCMORTGAGE                                        MILLENNIUM BANK NA                                               Boone
   16681801                                EMCFLOW                                    EMCMORTGAGE                                       GREENLIGHT FINANCIAL                                             SAN JOSE
   16681840                                EMCFLOW                                    EMCMORTGAGE                                     CTX MORTGAGE COMPANY LLC                                         San Antonio
   16681253                                EMCFLOW                                    EMCMORTGAGE                                         1ST MARINER BANK                                             SPRINGFIELD
   16661832                                 BSRM                                      EMCMORTGAGE                                      AMERICAN LENDING CORP                                           REISTERSTOWN
   16680255                                EMCFLOW                                    EMCMORTGAGE                                      PLATINUM CAPITAL GROUP                                             MALIBU
   16661876                                 BSRM                                      EMCMORTGAGE                                         GEORGIA MORTGAGE                                              Alpharetta
   16661900                                 BSRM                                      EMCMORTGAGE                                 UNIQUE MORTGAGE CONSULTANTS LTD                                       Flossmoor
   16680085                                EMCFLOW                                    EMCMORTGAGE                                      FIRST CAPITAL MORTGAGE                                           Boca Raton
   16663668                                 BSRM                                      EMCMORTGAGE                                       ALLIED HOME MORTGAGE                                          Sunrise Beach
   16680150                                EMCFLOW                                    EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                              Burton
   16680195                                EMCFLOW                                    EMCMORTGAGE                                         AMTRUST MORTGAGE                                              VILLA RICA
   16680360                                EMCFLOW                                    EMCMORTGAGE                                          SUNSET DIRECT                                                FORT WORTH
   16661945                                 BSRM                                      EMCMORTGAGE                                       SUNBELT MORTGAGE LLC                                             PHOENIX
   16663548                                 BSRM                                      EMCMORTGAGE                                      FIRST UNITED MORTGAGE                                              Spring
   16663568                                 BSRM                                      EMCMORTGAGE                                         GATEWAY FUNDING                                              Philadelphia
   16665312                                 BSRM                                      EMCMORTGAGE                                       SUNBELT MORTGAGE LLC                                             Phoenix
   16663575                                 BSRM                                      EMCMORTGAGE                                      ONE SOURCE LENDING LLC                                            Marshall
   16666672                                 BSRM                                      EMCMORTGAGE                                         V-LINE MORTGAGE                                              Stillwatter
   16653464                                 BSRM                                      EMCMORTGAGE                                         VULCAN FINANCIAL                                                Pixley
   16653686                                 BSRM                                      EMCMORTGAGE                                     GREAT RATES OF COLORADO                                             Parker
   16649609                                 BSRM                                      EMCMORTGAGE                                      AMERICAN BROKERAGE LLC                                             Albany
   16649628                                 BSRM                                      EMCMORTGAGE                                      CARTERET MORTGAGE CORP                                            Fairfax
   16643503                                 BSRM                                      EMCMORTGAGE                                       DIRECT MORTGAGE INC                                             Long Beach
   16649644                                 BSRM                                      EMCMORTGAGE                                      FAMILY FIRST MORTGAGE                                            LAS VEGAS
   16649684                                 BSRM                                      EMCMORTGAGE                                        SEMIDEY & SEMIDAY                                               Manassas
   16645839                                 BSRM                                      EMCMORTGAGE                                        SEMIDEY & SEMIDAY                                              Woodbridge
   16645842                                 BSRM                                      EMCMORTGAGE                                   SENTINEL HOME MORTGAGE LLLP                                         Allentown
   16650971                                 BSRM                                      EMCMORTGAGE                                       PATHFINDER MORTGAGE                                           New Braunfels
   16650871                                 BSRM                                      EMCMORTGAGE                                         MARINERS CAPITAL                                           Fort Lauderdale
   16651025                                 BSRM                                      EMCMORTGAGE                                      COASTAL MORTGAGE GROUP                                           Long Beach
   16653574                                 BSRM                                      EMCMORTGAGE                                     WESTERN THRIFT AND LOAN                                            Manassas
   16648172                                 BSRM                                      EMCMORTGAGE                                   SWEETGRASS CAPTIAL MORTGAGE                                        Summerville
   16648184                                 BSRM                                      EMCMORTGAGE                                      MARKET MORTGAGE IN VA                                             Champlin
   16648232                                 BSRM                                      EMCMORTGAGE                                MILLENNIUM FINANCIAL SERVICES INC                                        Ladson
   16648237                                 BSRM                                      EMCMORTGAGE                                   ALADDIN MORTGAGE CORPORATION                                        Cloverdale
   16648122                                 BSRM                                      EMCMORTGAGE                                      GLOBAL MARKETING CORP                                             Atlanta
   16628532                                 BSRM                                      EMCMORTGAGE                                      FIRST UNITED MORTGAGE                                            Las Vegas
   16628609                                 BSRM                                      EMCMORTGAGE                               PILLAR FINANCE GROUP/STEPHEN TOBIAS                                       TAMPA
   16640480                                 BSRM                                      EMCMORTGAGE                                         LENDERS NETWORK                                               Biddeford
   16631164                                 BSRM                                      EMCMORTGAGE                                 EQUITY LEADERSHIP MTG GROUP INC                                        Moorhead
   16631181                                 BSRM                                      EMCMORTGAGE                               MOUNTAIN STATES MORTGAGE CENTERS INC                                    Henderson
   16640504                                 BSRM                                      EMCMORTGAGE                                        SOUTHERN FINANCIAL                                              Cumming
   16640520                                 BSRM                                      EMCMORTGAGE                               CLARION MTG CAPITAL / CO MAIN OFFICE                                   Fort Collins
   16631269                                 BSRM                                      EMCMORTGAGE                                       ALLIED HOME MORTGAGE                                           San Antonio
   16631278                                 BSRM                                      EMCMORTGAGE                                       ALLIED HOME MORTGAGE                                           San Antonio
   16631280                                 BSRM                                      EMCMORTGAGE                                     CLEARVIEW MORTGAGE CORP                                        COLORADO SPRINGS
   16630993                                 BSRM                                      EMCMORTGAGE                                              GATOR                                                    Brentwood
   16631283                                 BSRM                                      EMCMORTGAGE                                       ALLIED HOME MORTGAGE                                           San Antonio
   16643390                                 BSRM                                      EMCMORTGAGE                                         LENDERS NETWORK                                                Yarmouth
   16633682                                 BSRM                                      EMCMORTGAGE                                         MARINERS CAPITAL                                               Yucaipa
   16634093                                 BSRM                                      EMCMORTGAGE                                           MORQUEST INC                                             West Palm Beach
   16638028                                 BSRM                                      EMCMORTGAGE                                           MORQUEST INC                                             West Palm Beach
   16638037                                 BSRM                                      EMCMORTGAGE                          BRISTOL RESIDENTIAL MTG/RPB MANAGEMENT COMPANY                                Hampton
   16612574                                 BSRM                                      EMCMORTGAGE                                        SOUTHLAKE MORTGAGE                                              Decatur
   16615799                                 BSRM                                      EMCMORTGAGE                                         MORTGAGE PRO USA                                               Burbank
   16615894                                 BSRM                                      EMCMORTGAGE                                      ATLANTIC HOME MORTGAGE                                        CENTER MORICHES
   16615732                                 BSRM                                      EMCMORTGAGE                                        AMERICAN MTG GROUP                                              Phoenix
   16612471                                 BSRM                                      EMCMORTGAGE                         PRIORITY MORTGAGE GROUP/COMMONWEALTH FUNDING LLC                             Gaithersburg
   16611059                                 BSRM                                      EMCMORTGAGE                          BRISTOL RESIDENTIAL MTG/RPB MANAGEMENT COMPANY                                Norfolk
   16611009                                 BSRM                                      EMCMORTGAGE                                              GATOR                                                     Ashburn
   16605538                                 BSRM                                      EMCMORTGAGE                                       FAMILY MORTGAGE LLC                                               Racine
   16605540                                 BSRM                                      EMCMORTGAGE                                       WOODINVILLE MORTGAGE                                           Woodinville
   16605566                                 BSRM                                      EMCMORTGAGE                                  NORTH AMERICAN MORTGAGE GROUP                                       Summerville
   16600678                                 BSRM                                      EMCMORTGAGE                                        OUTSMART HOLDINGS                                                Austin
   16603664                                 BSRM                                      EMCMORTGAGE                                    PARAGON MORTGAGE SERVICES                                            Denver
   16603679                                 BSRM                                      EMCMORTGAGE                                        1ST CITY MORTGAGE                                               Orlando
   16596042                                 BSRM                                      EMCMORTGAGE                                      1ST LIBERTY HOME LOANS                                           Hollywood
   16596995                                 BSRM                                      EMCMORTGAGE                                      ATLANTIC BAY MORTGAGE                                          Virginia Beach
   16597082                                 BSRM                                      EMCMORTGAGE                                       US MORTGAGE BANKERS                                               Miami
   16594485                                 BSRM                                      EMCMORTGAGE                                        HOMEFRONT MORTGAGE                                          Saint Augustine
   16594356                                 BSRM                                      EMCMORTGAGE                                              LIONS                                                     Stockton
   16594486                                 BSRM                                      EMCMORTGAGE                                        HOMEFRONT MORTGAGE                                          Saint Augustine
   14178452                                 CHEVY                                    CHEVYCHASEFSB                                             CHEVY                                                     RICHMOND
   13973243                         US BANK HOME MORTGAGE                            USBANKHOMEMO                                      US BANK HOME MORTGAGE                                            FITCHBURG
   14003252                                                                          BANKOFAMERICA                                                                                                       RICHMOND
   13973190                         US BANK HOME MORTGAGE                            USBANKHOMEMO                                      US BANK HOME MORTGAGE                                              SIREN
   13982228                              ETRADE BANK                                  GMACMTGCORP                                           ETRADE BANK                                                SANTA PAULA
   13982156                              ETRADE BANK                                  GMACMTGCORP                                           ETRADE BANK                                                LOS ANGELES
   13973237                         US BANK HOME MORTGAGE                            USBANKHOMEMO                                      US BANK HOME MORTGAGE                                              LARSEN
   13982099                              ETRADE BANK                                  GMACMTGCORP                                           ETRADE BANK                                                  BOARDMAN
   13973132                         US BANK HOME MORTGAGE                            USBANKHOMEMO                                      US BANK HOME MORTGAGE                                           CIRCLEVILLE
   13973231                         US BANK HOME MORTGAGE                            USBANKHOMEMO                                      US BANK HOME MORTGAGE                                             APPLETON
   13982034                              ETRADE BANK                                  GMACMTGCORP                                           ETRADE BANK                                                 PLAINSBORO
   13973133                         US BANK HOME MORTGAGE                            USBANKHOMEMO                                      US BANK HOME MORTGAGE                                             CASCADE
   13973134                         US BANK HOME MORTGAGE                            USBANKHOMEMO                                      US BANK HOME MORTGAGE                                              DIXON
   13973206                         US BANK HOME MORTGAGE                            USBANKHOMEMO                                      US BANK HOME MORTGAGE                                           ST LOUIS PA
   14184104                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                  UNION
   14145633                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                 STATEN ISLAND
   14160784                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                    TAMPA
   13982148                              ETRADE BANK                                 PHHUSMTGCORP                                           ETRADE BANK                                                  MARIETTA
   13907876                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                 NEPTUNE
   14178626                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                               COLORADO SPRINGS
   14159594                                 HSBC                                      HSBCBANKUSA                                               HSBC                                                   MILL VALLEY
   14178468                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                                  KEYSTONE
   14178469                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   DIAMOND BAR
   14152330                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    LOS GATOS
   14152332                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      AURORA
   14009611                              BearStearns                                 PHHUSMTGCORP                                           ETRADE BANK                                                   GILROY
   14152339                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      COYOTE
   14178475                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   INCLINE VILL
   14152506                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      DESTIN
   14155018                               HomeBanc                                  EVERHOMEMORTGA                                            HOMEBANC                                                    DAVIE
   14152346                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      FRISCO
   14188601                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            ATLANTA
   14188602                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            BRISTOW
   14188606                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          DAWSONVILLE
   14188607                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           WOODBRIDGE
   16399630                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                 FAYETTEVILLE
   16399632                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                               SAINT PETERSBURG
   14152517                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    LOS GATOS
   14152356                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   AGOURA HILLS
   14188611                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          YOUNG HARRIS
   14188616                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           DAVENPORT
   14178654                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                   ATLANTA
   14178493                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                               NORTH ANDOVER
   14178494                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                                   MIAMI
   14178656                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                    WINDER
   14178496                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                                 SWAMPSCOTT
   14178658                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                  LAS VEGAS
   14178497                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     SALINAS
   13975965                                                                             INDYMAC                                                                                                         NORTHVILLE
   14152360                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      FRISCO
   14152365                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      SUMMIT
   14152367                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   WESTERN SPRI
   14152529                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     NEW YORK
   14152369                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   SOUTH LAKE T
   14188623                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                             CANTON
   14188624                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          STOCKBRIDGE
   14178663                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                   SANTA FE
   14178664                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                  BREMERTON
   14178669                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                   SEYMOUR
   14152533                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   BROKEN ARROW
   14145082                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                    FRANKLIN
   14188630                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            ATLANTA
   14188631                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                         LAWRENCEVILLE
   16396904                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                SIMI VALLEY
   16396905                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                               NEWPORT BEACH
   16396906                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                 SAN MATEO
   16396908                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                  CAZADERO
   14178279                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    NAPERVILLE
   14183787                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                BILLERICA
   13968456                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                 SUNRISE
   14152307                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     SAN JOSE
   14178284                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   ALBUQUERQUE
   13968462                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                  CICERO
   14162111                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                    TUCKER
   14183930                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                MONTVILLE
   14183770                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                 BAY CITY
   14178426                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      CHASKA
   16396900                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                 DANA POINT
   16396901                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                              MANHATTAN BEACH
   16396902                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                 LONG BEACH
   14183937                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                 CHICAGO
   14184228                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                  PHARR
   14161791                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                  ALPHARETTA
   14161794                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                  CINCINNATI
   14161798                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                  ALPHARETTA
   13982269                              ETRADE BANK                                COUNTRYWIDEHOM                                          ETRADE BANK                                                CHESTNUT HI
   13907995                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                 PORTLAND
   14156450                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                    OCOEE
   14184242                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                  AKRON
   14156460                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                 JACKSONVILLE
   14183515                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                 DETROIT
   14145932                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                  LONG ISLAND
   14184089                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                EVANSVILLE
   13976045                                                                             INDYMAC                                                                                                          ATLANTA
   14104183                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                    MIAMI
   16402859                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                    DALLAS
   16402860                                                                         EVERHOMEMORTGA                                                                                                      BIRMINGHAM
   16402861                                                                         EVERHOMEMORTGA                                                                                                       ROSWELL
   16402863                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                   CHICAGO
   16402864                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                 MOUNTAIN LAKES
   16402865                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                    RANDOLPH
   16402867                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                   CARMICHAEL
   13968055                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                 JUPITER
   14183551                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                            ARLINGTON HEIGHTS
   14183715                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                  BUTLER
   14183561                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                             TWP. OF QUINTON
   14183562                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                  OLATHE
   13968076                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                  AUSTIN
   13968095                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                 PHOENIX
   16397615                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                   HOSCHTON
   16397616                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                   MADISON
   16397617                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                 FAYETTEVILLE
   16397618                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                  ALPHARETTA
   16397619                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                   HOSCHTON
   14178415                                Cendant                                   PHHUSMTGCORP                                             Cendant                                                     DENVER
   14178417                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                               SAN FRANCISCO
   16397620                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                   ACWORTH
   14178419                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                                  MELROSE
   16397622                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                   MARIETTA
   13968432                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                 REDMOND
   16397624                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                   ATLANTA
   16397625                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                    APOPKA
   16397626                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                    DALLAS
   16397627                         SEQUOIA 3 TERMINATION                            PHHUSMTGCORP                                      SEQUOIA 3 TERMINATION                                             SPOKANE
   16397628                         SEQUOIA 3 TERMINATION                            PHHUSMTGCORP                                      SEQUOIA 3 TERMINATION                                              CONWAY
   14059159                                                                         COUNTRYWIDEHOM                                                                                                  PALM BEACH GARDENS
   13982093                              ETRADE BANK                                 PHHUSMTGCORP                                           ETRADE BANK                                                 LAKE BLUFF
   14156428                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                   ROSWELL
   14059148                                                                         COUNTRYWIDEHOM                                                                                                      CAPE CORAL
   14003292                                                                          PHHUSMTGCORP                                                                                                       ALPHARETTA
   14185104                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                 CORAL GABLES
   14145907                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     FAIRFAX
   14156439                               HOMEBANC                                  EVERHOMEMORTGA                                            HOMEBANC                                                STONE MOUNTAIN
   14059140                                                                         COUNTRYWIDEHOM                                                                                                        DESTIN
   14003289                                                                          PHHUSMTGCORP                                                                                                       MONTVILLE
   13982241                              ETRADE BANK                                COUNTRYWIDEHOM                                          ETRADE BANK                                                   TULSA
   14195329                           SUNSHINEMORTGAGE                               WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               CONYERS
   14195332                           ALLSTATEHOMELOANS                              WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                            KAILUA KONA
   14195333                           UNITEDFINANCIALMO                              WELLSFARGOBAN                                        UNITED FINANCIAL                                             INDIANAPOLIS
   14195336                            PRIMARYCAPITAL                                WELLSFARGOBAN                                        PRIMARY CAPITAL                                               LOGANVILLE
   14195337                           METROCITIMORTGAGE                              WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           INTERCESSION
   14195338                             TRANSNATIONAL                                WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                           SCOTTSDALE
   14243665                            AURORAFINANCIAL                               WELLSFARGOBAN                                        AURORA FINANCIAL                                           FAIRFAX STATION
   14243669                           SUNTRUSTMORTGAGE                               WELLSFARGOBAN                                       SUNTRUST MORTGAGE                                                RENTON
   14243691                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                OREGON CITY
   14243696                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                              WEST YELLOWSTONE
   14243699                           INTERNATIONALHOME                              WELLSFARGOBAN                                       INTERNATIONAL HOME                                           SAN FRANCISCO
   14259418                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                N. LAS VEGAS
   14259424                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   AURORA
   14259425                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  ALTADENA
   14259428                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  LONGMONT
   14259430                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   FRESNO
   14259431                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   ESTERO
   14259435                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                            NORTH RICHLAND HILLS
   14259436                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  PHOENIX
   14259438                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  SEATTLE
   14259440                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                               NEW HYDE PARK
   14259446                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  PORTLAND
   14259447                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  COLUMBIA
   14259450                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  GRIFFIN
   14259455                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                               ELLICOTT CITY
   14259456                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                COATESVILLE
   14259457                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                    SACO
   14259460                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 LAFAYETTE
   14259462                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  LA MESA
   14259465                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                               WEST LAFAYETTE
   14259467                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 SANTA ANA
   14259471                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                GAITHERSBURG
   14259486                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   TEMPE
   14016378                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                               SILVER SPRING
   14020022                  NATIONONEMORTGAGECOMPANY,INC,CORPOR                     WELLSFARGOBAN                                     NATION ONE MORTGAGE CO                                         COTTAGE GROVE
   14028985                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                   DENVER
   14048695                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                  PORTLAND
   14048696                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                 CLARKSTON
   14048697                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                   DENVER
   14015377                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                               LAKE MONTEZUMA
   14015810                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                  SAVANNAH
   14015813                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                              COLORADO SPRINGS
   14015915                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Phoenix
   14016374                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                 CINCINNATI
   14016375                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                 BELTSVILLE
   14005061                                EMCFLOW                                    EMCMORTGAGE                                     COLORADO FEDERAL SAVINGS                                      Sunny Isles Beach
   14005100                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               Atlanta
   14009544                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                 DAVENPORT
   14009545                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                   KOKOMO
   14015375                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                              COLORADO SPRINGS
   13989087                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                 ROCKLEDGE
   13989090                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                QUEEN CREEK
   13989096                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                 YUBA CITY
   13989133                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                 LAS VEGAS
   13992728                                EMCFLOW                                   WELLSFARGOBAN                                        UNITED FINANCIAL                                              Las Vegas
   13993515                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                PLATTEVILLE
   14000693                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                  SARASOTA
   14000912                                EMCFLOW                                   WELLSFARGOBAN                                   1ST AMERICAN MORTGAGE FIN                                           Powhatan
   14000925                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                                Tucson
   14000947                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                                Darien
   14001217                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                             Castle Rock
   14001475                                EMCFLOW                                   WELLSFARGOBAN                                       MORTGAGE WAREHOUSE                                             Lexington
   14002743                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                             Long Beach
   14002744                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                              Burbank
   14002792                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                               BERKELEY TWSP.
   14002795                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                  MASHPEE
   14002797                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                COATESVILLE
   14003210                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                          Rancho Cucamonga
   14003211                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                              Hartland
   14005060                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                              Stockbridge
   14194837                            ALLIEDMORTGAGE                                WELLSFARGOBAN                                     ALLIED MORTGAGE GROUP                                            BALTIMORE
   14195065                             INTERMOUNTAIN                                WELLSFARGOBAN                                     INTERMOUNTAIN MORTGAGE                                           PARK CITY
   14259458                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   TRACY
   14259470                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 DAVENPORT
   14003253                                                                          WELLSFARGOBAN                                                                                                      SCOTTSDALE
   14003255                                                                          WELLSFARGOBAN                                                                                                     WATSONVILLE
   14003279                                                                          WELLSFARGOBAN                                                                                                       KILDEER
   14003294                                                                          WELLSFARGOBAN                                                                                                     WESTMINISTER
   14003306                                                                          WELLSFARGOBAN                                                                                                      GREENWICH
   14003382                                                                          WELLSFARGOBAN                                                                                                       RICHMOND
   14195300                          KIRKWOODFINANCIALC                              WELLSFARGOBAN                                      KIRKWOOD FINANCIAL C                                           APPLE VALLEY
   14195304                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                                TEMPE
   14195306                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 TOMS RIVER
   14195312                          COLORADOFEDERALSAV                              WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                      MT. CRESTED BUTTE
   14195314                            BAYROCKMORTGAGE                               WELLSFARGOBAN                                        BAYROCK MORTGAGE                                            SUMMERLAND KEY
   14195322                             CBSKFINANCIAL                                WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                  SACRAMENTO
   14195326                            BAYROCKMORTGAGE                               WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               OAKWOOD
   14195327                          COLORADOFEDERALSAV                              WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                      SUNNY ISLES BEACH
   13987574                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Tolleson
   13987610                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                              Scottsdale
   13987615                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                              Costa Mesa
   13987624                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                  Oceanside
   13987636                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                             ROCKAWAY TOWNSHIP
   13987789                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                           Union City
   13987798                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                           MISSION VIEJO
   13988255                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                   DENVER
   13988879                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Goodyear
   13988908                                EMCFLOW                                   WELLSFARGOBAN                                        UNITED FINANCIAL                                           Chicago Heights
   14016093                                EMCFLOW                                    EMCMORTGAGE                                           FSB FUNDING                                                   Dayton
   13959979                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                  Denver
   14177823                            ALLIEDMORTGAGE                                 EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                             LANSDALE
   14195164                             MARKETSTREET                                  EMCMORTGAGE                                          MARKET STREET                                              OKLAHOMA CITY
   14194994                             MARKETSTREET                                  EMCMORTGAGE                                          MARKET STREET                                                  AURORA
   13988900                                EMCFLOW                                    EMCMORTGAGE                                         STERLING CAPITAL                                                Chico
   13954981                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                  Denver
   13987857                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                Centennial
   13892300                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                               Westminster
   13975800                           BAYROCK MORTGAGE                                EMCMORTGAGE                                         BAYROCK MORTGAGE                                              BLACKWOOD
   13983662                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                              Idaho Springs
   13988914                                EMCFLOW                                    EMCMORTGAGE                                           HORIZON BANK                                             Fort Lauderdale
   13902149                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                           Los Angeles
   13973319                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                  PARKER
   14195196                           MORTGAGEWAREHOUSE                               EMCMORTGAGE                                        MORTGAGE WAREHOUSE                                             KISSIMMEE
   13884138                       CHAPELMORTGAGECORPORATION                           EMCMORTGAGE                                         CHAPEL MORTGAGE                                             GRANADA HILLS
   13906986                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                               Fayetteville
   13973320                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                Wellington
   13942562                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                               Westminster
   13907571                            CHAPEL MORTGAGE                                EMCMORTGAGE                                         CHAPEL MORTGAGE                                              HYATTSVILLE
   13968865                                EMCFLOW                                    EMCMORTGAGE                                    1ST AMERICAN MORTGAGE FIN                                          Washington
   14195067                            ENTRUSTMORTGAGE                                EMCMORTGAGE                                         ENTRUST MORTGAGE                                              LAS VEGAS
   14195119                             MARKETSTREET                                  EMCMORTGAGE                                          MARKET STREET                                              OKLAHOMA CITY
   13970084                                EMCFLOW                                    EMCMORTGAGE                                      INTERMOUNTAIN MORTGAGE                                           Park City
   13929655                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                Englewood
   13945142                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                 Chicago
   13945144                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                 Longmont
   14194870                             MARKETSTREET                                  EMCMORTGAGE                                          MARKET STREET                                                  TAMPA
   13987620                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                             Colorado Springs
   14195110                             MARKETSTREET                                  EMCMORTGAGE                                          MARKET STREET                                                CENTENNIAL
   14005865                                EMCFLOW                                    EMCMORTGAGE                                        SUNSHINE MORTGAGE                                                DELLAS
   13966207                            ALLIEDMORTGAGE                                 EMCMORTGAGE                                      ALLIED MORTGAGE GROUP                                           PHILADELPHIA
   13948789                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                               CASTLE ROCK
   13909925                                EMCFLOW                                    EMCMORTGAGE                                         ENTRUST MORTGAGE                                             Chisago City
   13905493                                EMCFLOW                                    EMCMORTGAGE                                         CHAPEL MORTGAGE                                              Los Angeles
   13963474                                EMCFLOW                                    EMCMORTGAGE                                         CONCORD MORTGAGE                                               Glendale
   14005421                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                  Denver
   13892299                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                Washington
   13970070                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                 Brighton
   13970071                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                  Aurora
   13970073                                EMCFLOW                                    EMCMORTGAGE                                          MARKET STREET                                                 Thornton
   14195109                             BANCMORTGAGE                                  EMCMORTGAGE                                      BANCMORTGAGE FINANCIAL                                           CARROLLTON
   13985155                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                              Sylmar
   13985171                                EMCFLOW                                   WELLSFARGOBAN                                       INTERNATIONAL HOME                                              La Verne
   13985173                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                             Montclair
   13985226                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                  CONCORD
   13985227                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                  LONGMONT
   13982843                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               PHOENIX
   13983701                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                  Santa Rosa
   13985110                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           Los Angeles
   13985153                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           Los Angeles
   13978431                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                               Piru
   13978462                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                              San Diego
   13982813                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                               Lake Havasu City
   13982827                                EMCFLOW                                   WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                      SUNNY ISLES BEACH
   13982830                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                 Mc Kinney
   14160768                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                   KENNESAW
   14188681                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           TALLAPOOSA
   14188682                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           CARROLLTON
   14188686                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          GAINESVILLE
   14003334                                                                          PHHUSMTGCORP                                                                                                        HOUSTON
   14145620                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   PASO ROBLES
   14145621                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    PALM CITY
   14152592                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     OAK HILL
   14152756                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     SAN JOSE
   14160776                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                  COVINGTON
   14152597                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    PLEASANTON
   14152598                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     BELMONT
   14188695                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            ORLANDO
   14188645                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           COVINGTON
   14178682                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                   PHOENIX
   14188647                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                             BREMEN
   14178684                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                               SAINT PETERSBURG
   14145426                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                  SOLANA BEACH
   14152718                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     WINDHAM
   14152394                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      VIENNA
   14188653                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            KENNESAW
   14188655                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                             BREMEN
   14188656                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                             DULUTH
   14003304                                                                          PHHUSMTGCORP                                                                                                         STOWE
   14152722                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   CASTLE ROCK
   14145278                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                  BERMUDA RUN
   13907834                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                  MIAMI
   14188665                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           BALTIMORE
   14003317                                                                          PHHUSMTGCORP                                                                                                         SUMMIT
   14161801                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                LAKE ARROWHEAD
   14161806                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                   AUSTELL
   14145284                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                     ELGIN
   14152737                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    BETHLEHAM
   13907842                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                CAPE CORAL
   14188678                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            ACWORTH
   14003328                                                                          PHHUSMTGCORP                                                                                                         KELLER
   14152743                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    WASHINGTON
   14152744                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     NEW YORK
   13907804                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                EL GRANADA
   14188632                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          DOUGLASVILLE
   14188635                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            GRIFFIN
   14188637                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           SANDESTIN
   14188638                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            ATLANTA
   14152542                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      IRVINE
   14152543                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     WRENTHAM
   14152383                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     DECATUR
   14188640                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                        SANTA ROSA BEACH
   14188642                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          GAINESVILLE
   13976722                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                               Colorado Springs
   13976734                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                            Kailua-Kona
   13976741                                EMCFLOW                                   WELLSFARGOBAN                                   1ST AMERICAN MORTGAGE FIN                                         Falls Church
   13976757                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                             San Ramon
   13977450                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                   DAVIE
   13975891                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                           Palm Desert
   13976665                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                                Austin
   13976670                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               Key West
   13976682                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               Marietta
   13975395                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                           Scottsdale
   13975767                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                  HOUSTON
   13975797                         BAYROCKMORTGAGECORP.                             WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               OAKWOOD
   13975871                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                           Los Angeles
   13975888                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                   Conroe
   13975353                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                              Las Vegas
   13975377                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                             Gainesville
   13975378                                EMCFLOW                                   WELLSFARGOBAN                                   ALLIANCE MORTGAGE BANKING                                         Pound Ridge
   13975382                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                                Newark
   13970064                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                               IRVINE
   13970066                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Chandler
   13973667                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                           West Sacramento
   13965778                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                   Humble
   13966074                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                   ANTHEM
   13966141                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                            Scottsdale
   13966146                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                   Empire
   13966157                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                             Delray Beach
   13966172                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                           North Las Vegas
   13966173                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                                 Mesa
   13966205                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                 KISSIMMEE
   13966206                         ALLIED MORTGAGE GROUP                            WELLSFARGOBAN                                     ALLIED MORTGAGE GROUP                                            BETHLEHEM
   13966213                         ALLIED MORTGAGE GROUP                            WELLSFARGOBAN                                     ALLIED MORTGAGE GROUP                                             DRESHER
   13966301                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                              Cave Creek
   13966342                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               Key West
   13966358                                EMCFLOW                                   WELLSFARGOBAN                                   PHILADELPHIA FREEDOM CORP                                          LAS VEGAS
   13966477                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                               PHOENIX
   13966508                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           GARDEN GROVE
   13966799                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                               EL CAJON
   13966805                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               Key West
   13966835                                EMCFLOW                                    EMCMORTGAGE                                         STERLING CAPITAL                                              Scottsdale
   13966846                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                        Pacific Palisades
   13968780                                EMCFLOW                                   WELLSFARGOBAN                                       INTERNATIONAL HOME                                          Los Altos Hills
   13968791                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                    Weston
   13968824                                EMCFLOW                                   WELLSFARGOBAN                                     INTERMOUNTAIN MORTGAGE                                           Park City
   13968830                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               Atlanta
   13968847                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                             Atlanta
   13968867                                EMCFLOW                                   WELLSFARGOBAN                                   1ST AMERICAN MORTGAGE FIN                                          HAYMARKET
   13969049                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               Key West
   13969062                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                             Zephyr Cove
   13969072                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                              San Diego
   13969076                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                                Tucson
   13969086                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                           Los Angeles
   13969124                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                Trabuco Canyon
   13969134                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                            Sun City West
   13969405                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               MARIETTA
   13969408                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                           Agoura Hills
   13969439                                EMCFLOW                                   WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                      Sunny Isles Beach
   13959986                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                            Salinas
   13960877                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                             Shaver Lake
   13960878                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                               Anaheim
   13960902                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                             Fayetteville
   13960924                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                   Tulsa
   13960963                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                              Scottsdale
   13960966                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                              Scottsdale
   13963476                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                               Issaquah
   13963480                                EMCFLOW                                   WELLSFARGOBAN                                          HORIZON BANK                                                  Weston
   13963489                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                               Traverse City
   13963500                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                                  RESTON
   13964969                                EMCFLOW                                   WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                               TUSTIN
   13964985                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                    Folsom
   13964992                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Phoenix
   13965748                                EMCFLOW                                   WELLSFARGOBAN                                     INTERMOUNTAIN MORTGAGE                                         Salt Lake City
   13957440                                EMCFLOW                                   WELLSFARGOBAN                                   1ST AMERICAN MORTGAGE FIN                                          Alexandria
   13957463                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                             Indio
   13959774                                EMCFLOW                                    EMCMORTGAGE                                         PRIMARY CAPITAL                                                Fairhope
   13959783                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Chandler
   13959786                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                  Houston
   13959931                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                              Scottsdale
   13959958                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Phoenix
   13959971                                EMCFLOW                                   WELLSFARGOBAN                                   1ST AMERICAN MORTGAGE FIN                                           ASHBURN
   13959976                                EMCFLOW                                   WELLSFARGOBAN                                   1ST AMERICAN MORTGAGE FIN                                           MANASSAS
   13939746                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                Noblesville
   13940961                                EMCFLOW                                    EMCMORTGAGE                                        GENISYS FINANCIAL                                            Lake Elsinore
   13941012                                EMCFLOW                                   WELLSFARGOBAN                                   1ST AMERICAN MORTGAGE FIN                                           Mc Lean
   13941201                                EMCFLOW                                   WELLSFARGOBAN                                   ALLIANCE MORTGAGE BANKING                                        Pembroke Pines
   13942540                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                                Atlanta
   13942559                                EMCFLOW                                   WELLSFARGOBAN                                     INTERMOUNTAIN MORTGAGE                                           Scottsdale
   13942950                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                             Queen Creek
   13942968                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                            Woodland Park
   13943918                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Tolleson
   13943965                           SYNOVUS MORTGAGE                               WELLSFARGOBAN                                        SYNOVUS MORTGAGE                                               LAGRANGE
   13944177                                EMCFLOW                                   WELLSFARGOBAN                                          HORIZON BANK                                             Port Saint Lucie
   13944181                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                             Orlando
   13944184                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                                 Sterling
   13944189                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                                Cape Coral
   13944191                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                               Fayetteville
   13945148                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           Toluca Lake
   13945156                                EMCFLOW                                   WELLSFARGOBAN                                     INTERMOUNTAIN MORTGAGE                                           Park City
   13945182                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                 LADERA RANCH
   14048698                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                   DENVER
   14079981                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                   MONROE
   14079982                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                  GLENDALE
   14083313                                EMCFLOW                                   WELLSFARGOBAN                                           WATERFIELD                                                  PHOENIX
   14194839                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   DUBLIN
   14194873                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 ROSEVILLE
   14194878                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  MONUMENT
   14194879                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                                 MESA
   14194880                          COLORADOFEDERALSAV                              WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                      SUNNY ISLES BEACH
   14194885                             TRANSNATIONAL                                WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                             POMONA
   14194893                            BAYROCKMORTGAGE                               WELLSFARGOBAN                                        BAYROCK MORTGAGE                                              ASHTABULA
   14194903                            PRIMARYCAPITAL                                WELLSFARGOBAN                                        PRIMARY CAPITAL                                                MABLETON
   14194907                             AMERICANHOME                                 WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                  SAN DIEGO
   14194911                            PRIMARYCAPITAL                                WELLSFARGOBAN                                        PRIMARY CAPITAL                                                ATLANTA
   14194912                            AURORAFINANCIAL                               WELLSFARGOBAN                                        AURORA FINANCIAL                                            LOWER TOWNSHIP
   14194913                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                ALBUQUERQUE
   14194924                           INTERNATIONALHOME                              WELLSFARGOBAN                                       INTERNATIONAL HOME                                           MORENO VALLEY
   14194926                           ALLSTATEHOMELOANS                              WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                               RIALTO
   14194927                          COLORADOFEDERALSAV                              WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                       SUNNY ISLE BEACH
   14194929                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                                 MESA
   14194930                             AMERICANHOME                                 WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                 LAKE FOREST
   14194937                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   DENVER
   14194938                            BAYROCKMORTGAGE                               WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               KEY WEST
   14194939                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                              EL MIRAGE
   14194940                           METROCITIMORTGAGE                              WELLSFARGOBAN                                      METROCITIES MORTGAGE                                         CANOGA PARK AREA
   14194942                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   DENVER
   14194944                           GENISYSFINANCIAL                               WELLSFARGOBAN                                       GENISYS FINANCIAL                                              FALLBROOK
   14194946                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 MARYVILLE
   14194947                             FIRSTAMERICAN                                WELLSFARGOBAN                                         FIRST AMERICAN                                               MIDLOTHIAN
   14194960                           METROCITIMORTGAGE                              WELLSFARGOBAN                                      METROCITIES MORTGAGE                                             BURBANK
   14194964                            BAYROCKMORTGAGE                               WELLSFARGOBAN                                        BAYROCK MORTGAGE                                              ARLINGTON
   14194965                           SUNSHINEMORTGAGE                               WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               ATLANTA
   14194976                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                              COLORADO SPRINGS
   14194984                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 ARLINGTON
   14194995                             TRANSNATIONAL                                WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                             SEDONA
   14194996                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                               AVONDALE
   14194999                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                               AVONDALE
   14195003                              HORIZONBANK                                 WELLSFARGOBAN                                          HORIZON BANK                                                BOCA RATON
   14195004                             FIRSTAMERICAN                                WELLSFARGOBAN                                         FIRST AMERICAN                                               WOODBRIDGE
   14195018                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                               PEMBROKE PINES
   14195021                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                                TEMPE
   14195023                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                               PHOENIX
   14195030                            PRIMARYCAPITAL                                WELLSFARGOBAN                                        PRIMARY CAPITAL                                             LAWRENCEVILLE
   14195032                            PRIMARYCAPITAL                                WELLSFARGOBAN                                        PRIMARY CAPITAL                                                 SMYRNA
   14195037                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  PHOENIX
   14195050                            BAYROCKMORTGAGE                               WELLSFARGOBAN                                        BAYROCK MORTGAGE                                                SMYRNA
   14195052                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                               GILBERT
   14195058                             HCLFINANCEINC                                WELLSFARGOBAN                                        HCL FINANCE INC                                                SAN JOSE
   14195071                           INTERNATIONALHOME                              WELLSFARGOBAN                                       INTERNATIONAL HOME                                              REDLANDS
   14195073                              HORIZONBANK                                 WELLSFARGOBAN                                          HORIZON BANK                                                 FRANKLIN
   14195074                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 CAVE CREEK
   14195077                              HORIZONBANK                                 WELLSFARGOBAN                                          HORIZON BANK                                               NORTH MIAMI
   14195082                           METROCITIMORTGAGE                              WELLSFARGOBAN                                      METROCITIES MORTGAGE                                             WINNETKA
   14195096                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                               CHANDLER
   14195097                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  MARATHON
   14195098                           ALLSTATEHOMELOANS                              WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                             CALABASAS
   14195099                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   DOVER
   14195100                           METROCITIMORTGAGE                              WELLSFARGOBAN                                      METROCITIES MORTGAGE                                              DESTIN
   14195106                               JLMDIRECT                                  WELLSFARGOBAN                                           JLM DIRECT                                                  CONVERSE
   14195107                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                             PEAPACK-GLADSTONE
   14195123                            ENTRUSTMORTGAGE                               WELLSFARGOBAN                                        ENTRUST MORTGAGE                                              CAPE CORAL
   14195130                           SUNSHINEMORTGAGE                               WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               ATLANTA
   14195133                          COLORADOFEDERALSAV                              WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                      SUNNY AISLES BEACH
   14195138                            STERLINGCAPITAL                               WELLSFARGOBAN                                        STERLING CAPITAL                                              SAN DIEGO
   14195139                           SUNSHINEMORTGAGE                               WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                              WOODSTOCK
   14195143                          COLORADOFEDERALSAV                              WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                         SUNNY ISLES
   14195150                           SUNSHINEMORTGAGE                               WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               ATLANTA
   14195156                            PRIMARYCAPITAL                                WELLSFARGOBAN                                        PRIMARY CAPITAL                                                KENNESAW
   14195158                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                MINNEAPOLIS
   14195162                           ALLSTATEHOMELOANS                              WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                          STORRS MANSFIELD
   14195165                               JLMDIRECT                                  WELLSFARGOBAN                                           JLM DIRECT                                               BALCH SPRINGS
   14195167                             TRANSNATIONAL                                WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                            BOTHELL
   14195177                             BANCMORTGAGE                                 WELLSFARGOBAN                                     BANCMORTGAGE FINANCIAL                                          DOUGLASVILLE
   14195178                           SUNSHINEMORTGAGE                               WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               ATLANTA
   14195180                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                               CHANDLER
   14195181                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                              NORTH LAS VEGAS
   14195183                               NATIONONE                                  WELLSFARGOBAN                                     NATION ONE MORTGAGE CO                                           DORCHESTER
   14195186                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                   WAYNE
   14195187                            ALTERNAMORTGAGE                               WELLSFARGOBAN                                        ALTERNA MORTGAGE                                              CHARLOTTE
   14195192                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                                TEMPE
   14195194                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 LAS VEGAS
   14195198                          COLORADOFEDERALSAV                              WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                      SUNNY ISLES BEACH
   14195199                           ALLSTATEHOMELOANS                              WELLSFARGOBAN                                      ALLSTATE HOME LOANS                                             NEW CASTLE
   14195204                             FIRSTHORIZON                                 WELLSFARGOBAN                                         FIRST HORIZON                                                TABERNASH
   14195207                           SUNSHINEMORTGAGE                               WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               ROSWELL
   14195214                            BAYROCKMORTGAGE                               WELLSFARGOBAN                                        BAYROCK MORTGAGE                                              WEST POINT
   14195215                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 CHARLOTTE
   14195217                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 DAVENPORT
   14195223                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                                 MESA
   14195225                            STERLINGCAPITAL                               WELLSFARGOBAN                                        STERLING CAPITAL                                              SAN DIEGO
   14195226                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 HAYMARKET
   14195228                          COLORADOFEDERALSAV                              WELLSFARGOBAN                                    COLORADO FEDERAL SAVINGS                                      SUNNY ISLES BEACH
   14195229                           METROCITIMORTGAGE                              WELLSFARGOBAN                                      METROCITIES MORTGAGE                                            KISSIMMEE
   14195234                            BAYROCKMORTGAGE                               WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               KEY WEST
   14195238                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  LAKEWOOD
   14195244                           SUNSHINEMORTGAGE                               WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               ROSWELL
   14195248                              HORIZONBANK                                 WELLSFARGOBAN                                          HORIZON BANK                                                LAUDERHILL
   14195250                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 WOODBRIDGE
   14195257                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                  RIDGEWAY
   14195258                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                 HARLINGEN
   14195262                           SUNTRUSTMORTGAGE                               WELLSFARGOBAN                                       SUNTRUST MORTGAGE                                              PINECREST
   14195265                           METROCITIMORTGAGE                              WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           LOS ANGELES
   14195267                           GENISYSFINANCIAL                               WELLSFARGOBAN                                       GENISYS FINANCIAL                                              SAN DIEGO
   14195273                            BAYROCKMORTGAGE                               WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               KEY WEST
   14195274                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                              COLORADO SPRINGS
   14195295                              WATERFIELD                                  WELLSFARGOBAN                                           WATERFIELD                                                INDIANAPOLIS
   14195298                            CONCORDMORTGAGE                               WELLSFARGOBAN                                        CONCORD MORTGAGE                                               GLENDALE
   13918450                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                            El Cajon
   13918921                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                              Encino
   13920340                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           Pismo Beach
   13920856                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                  Pittsburg
   13920884                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                                Atlanta
   13920894                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                                Atlanta
   13921034                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               Atlanta
   13921045                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                                Decatur
   13921054                                EMCFLOW                                   WELLSFARGOBAN                                        AURORA FINANCIAL                                               Wildwood
   13923149                  PACIFICREPUBLICMORTGAGECORPORATION                      WELLSFARGOBAN                                        PACIFIC REPUBLIC                                               PORTLAND
   13923156                  PACIFICREPUBLICMORTGAGECORPORATION                      WELLSFARGOBAN                                        PACIFIC REPUBLIC                                              CUPERTINO
   13923189                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                          West Hollywood
   13924092                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Phoenix
   13924093                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                            Phoenix
   13924126                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                                 DULUTH
   13924130                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                              Dawsonville
   13925186                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                              Nashville
   13925354                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                            Santa Ana
   13925358                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                            Laguna Niguel
   13925377                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                           Long Beach
   13925395                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                             San Jose
   13925397                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                                Atlanta
   13925631                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                  Houston
   13928945                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               PHOENIX
   13929598                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                                Atlanta
   13929629                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               Richmond
   13929663                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                   Tulsa
   13929676                                EMCFLOW                                   WELLSFARGOBAN                                          HORIZON BANK                                                Kissimmee
   13930683                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                Redondo Beach
   13930760                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                            La Jolla
   13936833                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                              Pineville
   13936837                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           Winter Park
   13936855                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                               Kennesaw
   13936870                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                             Valencia
   13937185                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           Laguna Hills
   13937349                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           Los Angeles
   13939705                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                            San Diego
   13939721                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                               Rossville
   13779148                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           Los Angeles
   13779844                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                          Stinson Beach
   13870382                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                            Chandler
   13906574                                EMCFLOW                                   WELLSFARGOBAN                                     INTERMOUNTAIN MORTGAGE                                           Park City
   13906930                                EMCFLOW                                   WELLSFARGOBAN                                       MORTGAGE WAREHOUSE                                             Highlands
   13907565                           THEMERIONGROUP,LC                              WELLSFARGOBAN                                        CHAPEL MORTGAGE                                              FALLS CHURCH
   13907663                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                            Pacifica
   13907680                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               Kennesaw
   13909928                                EMCFLOW                                   WELLSFARGOBAN                                        ENTRUST MORTGAGE                                             Chisago City
   13909933                                EMCFLOW                                   WELLSFARGOBAN                                        ENTRUST MORTGAGE                                             Chisago City
   13910251                                EMCFLOW                                   WELLSFARGOBAN                                   1ST AMERICAN MORTGAGE FIN                                           Sterling
   13918448                                EMCFLOW                                    EMCMORTGAGE                                       METROCITIES MORTGAGE                                            West Hills
   13946201                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                            Kissimmee
   13947171                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                               Vallejo
   13947172                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                   San Jose
   13947179                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                            Fountain Hills
   13948537                                EMCFLOW                                   WELLSFARGOBAN                                          HORIZON BANK                                              Coconut Grove
   13948541                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Phoenix
   13948548                                EMCFLOW                                   WELLSFARGOBAN                                          FSB FUNDING                                                 Springboro
   13948571                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                                Peoria
   13948721                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                                  Tomball
   13948726                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                              San Diego
   13948727                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                              San Diego
   13948763                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                          Newport Beach
   13948792                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                                Cape Coral
   13948796                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                                  Vienna
   13948798                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                                 Danbury
   13949276                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                               Riverdale
   13949576                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                                Atlanta
   13949602                                EMCFLOW                                   WELLSFARGOBAN                                         SOVEREIGN BANK                                                 Boston
   13949606                                EMCFLOW                                   WELLSFARGOBAN                                         SOVEREIGN BANK                                                Sterling
   13949610                                EMCFLOW                                   WELLSFARGOBAN                                         SOVEREIGN BANK                                                 Copley
   13950085                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                                 Mesa
   13950108                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                              Orange Beach
   13950137                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                           East Dennis
   13953919                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                                Denver
   13953937                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                                Hollywood
   13953956                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                              Fort Myers
   13954014                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               GILBERT
   13954045                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                  Sacramento
   13954930                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                             New Port Richey
   13954980                                EMCFLOW                                   WELLSFARGOBAN                                         MARKET STREET                                                 Calhoun
   13954987                                EMCFLOW                                   WELLSFARGOBAN                                     INTERMOUNTAIN MORTGAGE                                           Park City
   13955017                                EMCFLOW                                   WELLSFARGOBAN                                   1ST AMERICAN MORTGAGE FIN                                          Rockville
   13955275                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                          Morgan Hill
   13955315                                EMCFLOW                                   WELLSFARGOBAN                            AMERICAN HOME LOANS/CBSK FINANCIAL GROUP                                    CORONA
   13956603                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                                Tempe
   13956605                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                             Glendale
   13956609                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Gilbert
   13956618                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                              Scottsdale
   13956627                                EMCFLOW                                   WELLSFARGOBAN                                       GENISYS FINANCIAL                                                Lenexa
   13956635                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                                Tempe
   13957048                                EMCFLOW                                   WELLSFARGOBAN                                        CONCORD MORTGAGE                                               Avondale
   13957067                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                               Portland
   13957084                                EMCFLOW                                   WELLSFARGOBAN                                      METROCITIES MORTGAGE                                             Orlando
   13957095                                EMCFLOW                                   WELLSFARGOBAN                                   PHILADELPHIA FREEDOM CORP                                          LAS VEGAS
   13957096                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                               Decatur
   13957401                                EMCFLOW                                   WELLSFARGOBAN                                           JLM DIRECT                                              Chicago Heights
   13957423                                EMCFLOW                                   WELLSFARGOBAN                                       INTERNATIONAL HOME                                          Huntington Beach
   13945513                                EMCFLOW                                   WELLSFARGOBAN                                        PRIMARY CAPITAL                                                Atlanta
   13945768                                EMCFLOW                                   WELLSFARGOBAN                                       SUNSHINE MORTGAGE                                              ALPHARETTA
   13945796                                EMCFLOW                                   WELLSFARGOBAN                                        STERLING CAPITAL                                              San Diego
   13946193                                EMCFLOW                                   WELLSFARGOBAN                                        BAYROCK MORTGAGE                                              Nags Head
   14188587                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                         STONE MOUNTAIN
   14188589                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            ROSWELL
   14152492                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                       APEX
   14152493                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                       NOVI
   14152631                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    LEXINGTON
   14152476                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     HOUSTON
   13907901                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                PLAINFIELD
   14188570                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                             NILES
   13907906                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                GEORGETOWN
   14188573                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            DAMASCUS
   14145510                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                 WINSTON SALEM
   14152644                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      FOLSOM
   13907910                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                               DELRAY BEACH
   14188745                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          GAINESVILLE
   14145336                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                     AKRON
   14152465                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      DENVER
   14188720                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          LOCUST GROVE
   14188721                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                             TAMPA
   14188562                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            MARIETTA
   14188725                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          GAINESVILLE
   14188726                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           SNELLVILLE
   14188565                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          GAINESVILLE
   14188710                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          GAINESVILLE
   14188712                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            ATLANTA
   14152299                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    EL CERRITO
   14188715                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                             DALLAS
   14188555                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           RIVERDALE
   14152460                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     MONTEREY
   16396895                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                  GLENDALE
   16396896                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                   GOLETA
   16396897                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                  BETHESDA
   16396898                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                   WILTON
   14152443                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     ATLANTA
   14188701                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            EDINBURG
   14188543                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                         MITCHELLVILLE
   14188544                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          GAINESVILLE
   14188706                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                           DAVENPORT
   14188548                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                             BREMEN
   14188529                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            ATLANTA
   16396880                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                SADDLE RIVER
   16396882                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                               PACIFIC GROVE
   16396883                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                  SAN JOSE
   16396884                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                 DANA POINT
   16396885                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                              MANHATTAN BEACH
   16396886                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                  SAN JOSE
   16396887                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                 LIVERMORE
   13975878                                EMCFLOW                                   WELLSFARGOBAN                                    TRANSNATIONAL FINANCIAL                                           Los Gatos
   16396888                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                  SAN JOSE
   16396889                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                ROHNERT PARK
   14152277                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     SAN JOSE
   14188533                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            ATLANTA
   14178571                               SOUTHSTAR                                 EVERHOMEMORTGA                                           SOUTHSTAR                                                    DESTIN
   14188536                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                             DESTIN
   14188539                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                          GAINESVILLE
   16396890                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                               NEWPORT BEACH
   16396891                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                   DENVER
   16396893                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                STOCKBRIDGE
   14152268                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     PROSPECT
   14178384                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                                  CARLSBAD
   14183896                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                BILLERICA
   16396862                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                     DEERFIELD BEACH
   16396863                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        NASHVILLE
   16396864                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        SOUTHPORT
   16396865                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         CHAMBLEE
   16396866                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         CHICAGO
   16396869                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                      NORTH CHICAGO
   14178390                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     ATLANTA
   13908094                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                 MCALLEN
   14159681                                 HSBC                                      HSBCBANKUSA                                               HSBC                                                     BROOKLYN
   16396870                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        LEVITTOWN
   14159686                                 HSBC                                      HSBCBANKUSA                                               HSBC                                                    SUNNYVALE
   16396871                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        YOUNGSTOWN
   16396872                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         NORWALK
   14159688                                 HSBC                                      HSBCBANKUSA                                               HSBC                                               LA CANADA FLINTRIDGE
   16396873                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                      ELLICOTT CITY
   16396876                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        ANNAPOLIS
   16396877                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                       WEST BABYLON
   16396878                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        OSTERVILLE
   16396879                              GREENPOINT                                 EVERHOMEMORTGA                                           GREENPOINT                                                 WILMINGTON
   13976599                                                                             INDYMAC                                                                                                          MISSOULA
   14184189                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                               DIAMONDHEAD
   13968136                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                  CARMEL
   13968139                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                CREST HILL
   14183804                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                 GLENSIDE
   13968156                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                 KINGSTON
   14178302                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     KIRKLAND
   14183652                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                              CAMBRIDGE CITY
   14183816                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                PITTSBURGH
   13968321                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                PITTSBURGH
   14183659                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                 ALTOONA
   13908010                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                SANTA ROSA
   13968339                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                PONCA CITY
   13908022                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                SAN RAMON
   14178324                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                                 SANTA ANA
   14183836                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                CLEVELAND
   14159621                                 HSBC                                      HSBCBANKUSA                                               HSBC                                                       TROY
   14183843                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                 WICHITA
   14183845                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                TOPPENISH
   14159631                                 HSBC                                      HSBCBANKUSA                                               HSBC                                                     ATLANTA
   14178346                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   FRANKLIN LAK
   14178347                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                                 Boca Raton
   13976541                                                                             INDYMAC                                                                                                       STATEN ISLAND
   14178348                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     GLENDALE
   14159637                                 HSBC                                      HSBCBANKUSA                                               HSBC                                                     SEATTLE
   13976544                                                                             INDYMAC                                                                                                         LEXINGTON
   14178510                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                    NERSTRAND
   14178514                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                      WARREN
   16396832                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                          PLANO
   16396833                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                      NEW BRAUNFELS
   16396834                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         RIVERTON
   16396835                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        LAS VEGAS
   16396836                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                          DRAPER
   16396837                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                          ALPINE
   16396838                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        LAS VEGAS
   16396839                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        MARYSVILLE
   13968378                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                  AKRON
   13908066                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                 BAY CITY
   14178364                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   HUNTINGTON B
   16396840                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        SOUTHFIELD
   16396841                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        SCOTTSDALE
   16396842                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                           OREM
   16396843                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         SEATTLE
   16396844                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         PHOENIX
   16396845                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         GLENDALE
   16396846                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         GLENDALE
   16396847                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         SAN JOSE
   16396848                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         LONGMONT
   16396849                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        CAVE CREEK
   14178370                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                                   BOSTON
   13908079                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                               EAST ORLEANS
   16396850                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        SCOTTSDALE
   16396851                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         GLENDALE
   16396852                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                          DENVER
   14159668                                 HSBC                                      HSBCBANKUSA                                               HSBC                                                     CHICAGO
   16396853                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                     PARADISE VALLEY
   16396855                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        WINDERMERE
   16396856                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        FORT MYERS
   16396857                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                         SAVANNAH
   16396858                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                          GREER
   16396859                     FIRST NATIONAL BANK OF AZ/NV                        EVERHOMEMORTGA                                  FIRST NATIONAL BANK OF AZ/NV                                        CHARLOTTE
   14152402                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   LOS ANGELES
   14178380                                ETRADE                                     GMACMTGCORP                                           ETRADE BANK                                                  DANBURY
   14178542                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     LAKEWOOD
   13907880                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                               PORT LUDLOW
   13907882                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                PALM COAST
   13907894                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                SAN DIEGO
   14184134                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                               BLOOMINGTON
   14145671                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                  INDIANAPOLIS
   14145682                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                  BROWNSVILLE
   13982191                              ETRADE BANK                                 PHHUSMTGCORP                                           ETRADE BANK                                                   AURORA
   14195011                                 HSBC                                      HSBCBANKUSA                                               HSBC                                                    WATERVLIET
   14184173                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                  AURORA
   14003261                                                                          PHHUSMTGCORP                                                                                                       PARK RIDGE
   14059121                                                                         COUNTRYWIDEHOM                                                                                                       NEWBURY
   14152684                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                     BROOKLYN
   13907952                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                              POMPANO BEACH
   14003272                                                                          PHHUSMTGCORP                                                                                                       FORT WORTH
   14059130                                                                         COUNTRYWIDEHOM                                                                                                       SAVANNAH
   14184033                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                               INDIANAPOLIS
   14188597                             BANCMORTGAGE                                EVERHOMEMORTGA                                     BANCMORTGAGE FINANCIAL                                            CUMMING
   14003407                                                                          PHHUSMTGCORP                                                                                                      NORTH CASTLE
   14059102                                                                         COUNTRYWIDEHOM                                                                                                       CHANDLER
   14059104                                                                         COUNTRYWIDEHOM                                                                                                       BEDFORD
   13982046                              ETRADE BANK                                 PHHUSMTGCORP                                           ETRADE BANK                                                 HUNTINGDON
   13907771                             IVY MORTGAGE                                EVERHOMEMORTGA                                          IVY MORTGAGE                                                  SONOMA
   14003411                                                                          PHHUSMTGCORP                                                                                                        OAK PARK
   14003415                                                                          PHHUSMTGCORP                                                                                                       SCARSDALE
   14003417                                                                          PHHUSMTGCORP                                                                                                        ATLANTA
   14184013                                  IVY                                    EVERHOMEMORTGA                                          IVY MORTGAGE                                                 KANKAKEE
   14059115                                                                         COUNTRYWIDEHOM                                                                                                     DELRAY BEACH
   14145705                                CENDANT                                   PHHUSMTGCORP                                             CENDANT                                                  LITTLE ROCK
   13982050                              ETRADE BANK                                 PHHUSMTGCORP                                           ETRADE BANK                                                  KATONAH
   14152679                                 WELLS                                    WELLSFARGOBAN                                             WELLS                                                   POWDER SPRIN

   LOAN_SEQ       ZIP_CODE     STATE      ISSUE_DATE       NOTE_DATE1        FIRST_PAY_DATE         MATURITY_DATE       PAID_TO         AM_TYPE          BALLOON          STATED_ORIGINAL_TERM
   16723414         10286        NY        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16723433         93454        CA        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16723434         92501        CA        20061101         20061019            20061201              20361101         20061201           ARMS              No                    360
   16723436         91776        CA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16723259         85331        AZ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16723307         20720        MD        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16723326         60068        IL        20061101         20061011            20061201              20361101         20061201           ARMS              No                    360
   16723329         11377        NY        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16723332         94583        CA        20061101         20061019            20061201              20361101         20061201           ARMS              No                    360
   16723336         33572        FL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16384002         23701        VA        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16567155         21223        MD        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16609650         95051        CA        20060901         20060825            20061001              20360901         20061201           ARMS              No                    360
   16609670         53208        WI        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16606188         30534        GA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16609603         89120        NV        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16609612         33015        FL        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16609647         93727        CA        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16606079         75181        TX        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16606086         32940        FL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16606094         32277        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16606099         63136        MO        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16606111         84123        UT        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16606128         65653        MO        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16606140         65653        MO        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16606032         30324        GA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16606065         93550        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16605974         80210        CO        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16605981         87121        NM        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16605984         91730        CA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16605985         95330        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16605992         92026        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16606025         35126        AL        20060901         20060905            20061001              20360901         20061101           ARMS              No                    360
   16606028         21234        MD        20061001         20060830            20061101              20361001         20061101           ARMS              No                    360
   16605726         21146        MD        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16605734         20774        MD        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16605756         30360        GA        20060901         20060824            20061001              20360901         20061201           ARMS              No                    360
   16604468         89121        NV        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16604471         89128        NV        20061001         20060921            20061101              20361001         20061201           ARMS              No                    360
   16604497         90043        CA        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16604512         48203        MI        20060801         20060726            20060901              20360801         20061101           ARMS              No                    360
   16605777         33186        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16604538         75181        TX        20060901         20060731            20061001              20360901         20061101           ARMS              No                    360
   16604550         48219        MI        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16604551         76039        TX        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16604569         33196        FL        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16605653         27408        NC        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16604066         89141        NV        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16604087         33313        FL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16604138         32771        FL        20060901         20060817            20061001              20360901         20061201           ARMS              No                    360
   16604142         92620        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16604148         75052        TX        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16604150         30318        GA        20060901         20060901            20061001              20360901         20061201           ARMS              No                    360
   16604161         22191        VA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16604162         32809        FL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16604181         85745        AZ        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16603965         76063        TX        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16604230         44139        OH        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16604245         21128        MD        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16604248         78612        TX        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16604272         33511        FL        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16604050         22193        VA        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16604297         30012        GA        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16604356         21710        MD        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16604365         32766        FL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16604381         30135        GA        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16604384         34990        FL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16604385         21131        MD        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16603864         91942        CA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16603898         22191        VA        20060901         20060905            20061001              20360901         20061101           ARMS             Yes                    360
   16603926         20817        MD        20060801         20060728            20060901              20360801         20061101           ARMS              No                    360
   16603933         80108        CO        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16603935         76054        TX        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16603938         20110        VA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16603954         89156        NV        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16603826         37721        TN        20061001         20060912            20061101              20361001         20061201           ARMS              No                    360
   16603834         45505        OH        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16602841         89107        NV        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16602849         23222        VA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16602638         98106        WA        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16602882         95833        CA        20061001         20060923            20061101              20361001         20061101           ARMS              No                    360
   16602896         93725        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16602897         94122        CA        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16602921         91786        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16602936         76148        TX        20061001         20060905            20061101              20361001         20061201           ARMS              No                    360
   16602939         93705        CA        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16602950         95833        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16602682         89031        NV        20061001         20060830            20061101              20361001         20061101           ARMS              No                    360
   16602984         75035        TX        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16603011         90266        CA        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16603029         22079        VA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16603055         84104        UT        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16603060         80909        CO        20061001         20060915            20061101              20361001         20061201           ARMS              No                    360
   16602727         30294        GA        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16602749         89144        NV        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16602781         90003        CA        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16602788         89138        NV        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16602800         20705        MD        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16603806         45236        OH        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16602822         77546        TX        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16602601         66102        KS        20061001         20060605            20061101              20361001         20061101           ARMS              No                    360
   16602575         75156        TX        20061001         20060914            20061101              20361001         20061201           ARMS              No                    360
   16601345         23226        VA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16601432         20720        MD        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16602500         45248        OH        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16601116         89011        NV        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16601154         94602        CA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16601165         29205        SC        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16601282         90043        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16601019         30087        GA        20060901         20060905            20061001              20360901         20061101           ARMS              No                    360
   16601025         34654        FL        20061001         20060831            20061101              20361001         20061101           ARMS              No                    360
   16601028         34744        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16601044         89031        NV        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16600798         33138        FL        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16600827         2189         MA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16600846         94513        CA        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16600900         48080        MI        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16600912         48237        MI        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16600920         89120        NV        20060901         20060829            20061001              20360901         20061201           ARMS             Yes                    360
   16599943         77446        TX        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16599901         92346        CA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16599911         19125        PA        20060901         20060901            20061001              20360901         20061101           ARMS              No                    360
   16599851         44113        OH        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16599671         90064        CA        20061001         20061010            20061101              20361001         20061101           ARMS              No                    360
   16599789         27360        NC        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16599791         22033        VA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16599803         97080        OR        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16599532         32703        FL        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16599537         33016        FL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16599538         34769        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16718274         94577        CA        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16718336         7060         NJ        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16021408         20721        MD        20060201         20060127            20060301              20360201         20061101           ARMS              No                    360
   16717747         91913        CA        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16400774         21117        MD        20060901         20060821            20061001              20360901         20061201           ARMS              No                    360
   16018725         94591        CA        20060201         20060105            20060301              20360201         20061101           ARMS              No                    360
   16596439         21215        MD        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16596446         21215        MD        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16596515         32832        FL        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16596519         93637        CA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16596554         54546        WI        20060901         20060828            20061001              20360901         20061201           ARMS              No                    360
   16596560         32908        FL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16596573         33411        FL        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16596207         4901         ME        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16596217         76112        TX        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16596654         89128        NV        20061001         20060910            20061101              20361001         20061101           ARMS              No                    360
   16596683         84123        UT        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16596731         92592        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16596755         77318        TX        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16596759         60193        IL        20060901         20060825            20061001              20360901         20061201           ARMS              No                    360
   16596766         95337        CA        20061001         20060828            20061101              20361001         20061201           ARMS              No                    360
   16596806         76063        TX        20060901         20060828            20061001              20360901         20061201           ARMS              No                    360
   16596812         98036        WA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16597192         33173        FL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16597258         33409        FL        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16597342         33913        FL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16597359         60543        IL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16597466         33189        FL        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16597470         60616        IL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16597472         34135        FL        20060901         20060905            20061001              20360901         20061201           ARMS              No                    360
   16596266         92501        CA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16597533         17201        PA        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16597629         33971        FL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16597677         32810        FL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16597684         33810        FL        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16597694         89108        NV        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16596382         32901        FL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16717475         20147        VA        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16595393         94513        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16595432         95350        CA        20061001         20060829            20061101              20361001         20061101           ARMS              No                    360
   16595480         75056        TX        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16595491         76063        TX        20060901         20060828            20061001              20360901         20061201           ARMS              No                    360
   16595294         89115        NV        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16595304         70003        LA        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16594949         94565        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16594958         95549        CA        20060901         20060822            20061001              20360901         20061201           ARMS              No                    360
   16595040         34667        FL        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16595043         34667        FL        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16595070         34769        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16595107         34669        FL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16595108         45040        OH        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16595174         20784        MD        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16595240         53216        WI        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16594873         32827        FL        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16594921         92506        CA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16591476         97203        OR        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16591409         93725        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16591416         80205        CO        20060901         20060906            20061001              20360901         20061101           ARMS              No                    360
   16591603         80915        CO        20060901         20060901            20061001              20360901         20061101           ARMS              No                    360
   16591630         23226        VA        20061001         20060920            20061101              20361001         20061201           ARMS              No                    360
   16591634         84104        UT        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16591643         32210        FL        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16591439         34638        FL        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16594724         27292        NC        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16594759         93725        CA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16591318         55106        MN        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16591350         30294        GA        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16643793         48220        MI        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16648357         33458        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16546141         93725        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16612965         32246        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16632265         32223        FL        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16632303         89012        NV        20061001         20060926            20061101              20361001         20061201           ARMS              No                    360
   16632544         80120        CO        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16671492         30228        GA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16671306         21224        MD        20061101         20061103            20061201              20361101         20061101           ARMS              No                    360
   16717428         22193        VA        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16013891         55054        MN        20060201         20060120            20060301              20360201         20061201           ARMS              No                    360
   16717216         30022        GA        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16013757         33897        FL        20060201         20060203            20060301              20360201         20061201           ARMS              No                    360
   16013759         33844        FL        20060201         20060203            20060301              20360201         20061201           ARMS              No                    360
   16395572         1453         MA        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16395621         33810        FL        20060801         20060701            20060901              20360801         20061101           ARMS              No                    360
   16395368         30315        GA        20060801         20060717            20060901              20360801         20061101           ARMS              No                    360
   16395218         33993        FL        20060901         20050310            20061001              20360901         20061101           ARMS              No                    360
   16393894         80233        CO        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16393924         33186        FL        20050901         20050819            20051001              20350901         20061101           ARMS              No                    360
   16001655         48236        MI        20060201         20060106            20060301              20360201         20061101           ARMS              No                    360
   16393880         46143        IN        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16393889         91730        CA        20060901         20060801            20061001              20360901         20061101           ARMS             Yes                    360
   16714865         21774        MD        20061101         20061026            20061201              20361101         20061201           ARMS              No                    360
   16714872         20747        MD        20061101         20061027            20061201              20361101         20061201           ARMS              No                    360
   16714897         20783        MD        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16393828         93637        CA        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16714065         80501        CO        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16643527         11050        NY        20061001         20060907            20061101              20361001         20061201           ARMS              No                    360
   16640672         20147        VA        20060901         20060906            20061001              20360901         20061201           ARMS              No                    360
   16704481         36116        AL        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16768365         92025        CA        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16704478         23451        VA        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16612699         91344        CA        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16768346         98941        WA        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16704429         10590        NY        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16704431         98002        WA        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16704432         91406        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16704438         11229        NY        20061101         20061003            20061201              20361101         20061201           ARMS              No                    360
   16663876         21401        MD        20060801         20060712            20060901              20360801         20061101           ARMS              No                    360
   16704410         80503        CO        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16704414         85249        AZ        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16628983         63119        MO        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16672967         94580        CA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16704421         95820        CA        20061101         20061001            20061201              20361101         20061101           ARMS              No                    360
   16704422         22980        VA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16704427         7403         NJ        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16658493         90058        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16658496         21144        MD        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16666841         11768        NY        20060901         20060816            20061001              20360901         20061201           ARMS              No                    360
   16397414         10927        NY        20060801         20060712            20060901              20360801         20061101           ARMS              No                    360
   16708282         85086        AZ        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16728208         55444        MN        20061201         20061204            20070101              20361201         20061201           ARMS              No                    360
   16670374         1945         MA        20061101         20061011            20061201              20361101         20061201           ARMS              No                    360
   16718167         98037        WA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16768207         65049        MO        20061201         20061102            20070101              20361201         20061201           ARMS              No                    360
   16780762         33186        FL        20061201         20061109            20070101              20361201         20061201           ARMS              No                    360
   16777036         93312        CA        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16718169         21244        MD        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16780683         89135        NV        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16798242         20158        VA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16780684         62269        IL        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16658456         10314        NY        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16684538         91754        CA        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16780685         91780        CA        20061101         20061101            20061201              20361101         20061201           ARMS              No                    360
   16780686         85239        AZ        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16723599         22406        VA        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16780687         85239        AZ        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16596966         23464        VA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16731301         90810        CA        20061201         20061128            20070101              20361201         20061201           ARMS             Yes                    360
   16730331         33594        FL        20061201         20061130            20070101              20361201         20061201           ARMS             Yes                    360
   16704415         92337        CA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16730094         95139        CA        20061201         20061130            20070101              20361201         20061201           ARMS             Yes                    360
   16714138         32822        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16676658         33157        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16649294         33914        FL        20060601         20060605            20060701              20360601         20061201           ARMS              No                    360
   16649295         30011        GA        20060701         20060619            20060801              20360701         20061101           ARMS              No                    360
   16649296         2151         MA        20060401         20060308            20060501              20360401         20061201           ARMS              No                    360
   16649305         1841         MA        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16649306         30605        GA        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16649311         80501        CO        20060701         20060602            20060801              20360701         20061101           ARMS              No                    360
   16649315         44709        OH        20060701         20060615            20060801              20360701         20061101           ARMS              No                    360
   16649316         32819        FL        20060701         20060606            20060801              20360701         20061101           ARMS              No                    360
   16649319         20871        MD        20060701         20060614            20060801              20360701         20061101           ARMS              No                    360
   16649320         60068        IL        20060701         20060616            20060801              20360701         20061201           ARMS              No                    360
   16649321         28387        NC        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16649323         84065        UT        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16649329         30114        GA        20060701         20060621            20060801              20360701         20061201           ARMS              No                    360
   16649332         80134        CO        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16649335         33629        FL        20060901         20060802            20061001              20360901         20061201           ARMS              No                    360
   16649345         34482        FL        20060601         20060530            20060701              20360601         20061101           ARMS              No                    360
   16649330         30008        GA        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16591163         60612        IL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16591142         32258        FL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16591095         90274        CA        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16586122         95363        CA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16586032         32219        FL        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16585938         98168        WA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16585839         77429        TX        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16585870         55038        MN        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16585764         76014        TX        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16585766         43110        OH        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16585809         80504        CO        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16585691         89117        NV        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16585702         92027        CA        20061001         20060912            20061101              20361001         20061201           ARMS              No                    360
   16673048         98125        WA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16664301         98801        WA        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16629050         77382        TX        20060801         20060726            20060901              20360801         20061101           ARMS              No                    360
   16717262         91350        CA        20061101         20061016            20061201              20361101         20061201           ARMS              No                    360
   16717271         34232        FL        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16629043         91006        CA        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16770690         34668        FL        20061101         20061027            20061201              20361101         20061201           ARMS              No                    360
   16549566         92802        CA        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16658431         98052        WA        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16658433         48116        MI        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16658436         29464        SC        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16663945         7086         NJ        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16658437         11566        NY        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16658439         92345        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16585659         92392        CA        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16658410         98208        WA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16770680         91732        CA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16585643         97741        OR        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16585585         33905        FL        20061001         20060911            20061101              20361001         20061201           ARMS              No                    360
   16770640         98007        WA        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16770643         91763        CA        20061101         20061026            20061201              20361101         20061201           ARMS              No                    360
   16672635         10474        NY        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16770645         90292        CA        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16585530         95833        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16664298         91106        CA        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16549521         6820         CT        20060701         20060614            20060801              20360701         20061201           ARMS              No                    360
   16684229         6812         CT        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16549529         22716        VA        20060801         20060724            20060901              20360801         20061101           ARMS              No                    360
   16585565         89120        NV        20061001         20060831            20061101              20361001         20061101           ARMS              No                    360
   16684239         33032        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16663909         98168        WA        20060901         20060808            20061001              20360901         20061101           ARMS              No                    360
   16684241         98831        WA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16684246         94541        CA        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16585448         20011        DC        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16672621         95132        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16770634         98036        WA        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16664285         90503        CA        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16770638         20871        MD        20061101         20061101            20061201              20361101         20061201           ARMS              No                    360
   16770614         22405        VA        20061101         20061101            20061201              20361101         20061201           ARMS              No                    360
   16770616         96150        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16770617         93312        CA        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16770612         11356        NY        20061101         20061013            20061201              20361101         20061201           ARMS              No                    360
   16575471         43004        OH        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16629027         95307        CA        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16666872         5751         VT        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16666877         92553        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16634180         20774        MD        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16704574         95209        CA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16666882         33161        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16360981         2135         MA        20060601         20060530            20060701              20360601         20061201           ARMS              No                    360
   16634176         85015        AZ        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16634178         49720        MI        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16634179         90240        CA        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16664256         95367        CA        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16723792         89052        NV        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16770603         91790        CA        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16770607         20148        VA        20061201         20061031            20070101              20361201         20061201           ARMS              No                    360
   16723788         48382        MI        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16664241         98077        WA        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16634168         10910        NY        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16704558         93030        CA        20061001         20061002            20061101              20361001         20061101           ARMS              No                    360
   16666864         46074        IN        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16666868         60636        IL        20061001         20060907            20061101              20361001         20061201           ARMS              No                    360
   16634170         59937        MT        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16634172         95687        CA        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16634173         92808        CA        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16634174         98117        WA        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16664221         90003        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16609713         98103        WA        20060901         20060814            20061001              20360901         20061201           ARMS              No                    360
   16723761         7030         NJ        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16664229         20147        VA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16723765         6032         CT        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16723769         11367        NY        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16664235         93536        CA        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16666848         20744        MD        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16666849         6013         CT        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16666853         28208        NC        20061001         20060914            20061101              20361001         20061201           ARMS              No                    360
   16666855         98023        WA        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16575446         89102        NV        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16664218         55987        MN        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16717169         7024         NJ        20061101         20061021            20061201              20361101         20061201           ARMS              No                    360
   16575379         89147        NV        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   15562837         2118         MA        20050701         20050627            20050801              20350701         20061101           ARMS              No                    360
   16572168         33407        FL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16574856         89178        NV        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16574881         32244        FL        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16574968         33160        FL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16574976         89107        NV        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16575041         27105        NC        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16575078         33146        FL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16575091         23513        VA        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16572080         89084        NV        20060901         20060823            20061001              20360901         20061201           ARMS              No                    360
   16572082         95648        CA        20060901         20060825            20061001              20360901         20061201           ARMS              No                    360
   16572097         33615        FL        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16571615         10027        NY        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16571622         78227        TX        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16571628         30047        GA        20060901         20060822            20061001              20360901         20061201           ARMS              No                    360
   16571666         93313        CA        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16571706         80022        CO        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16571811         89135        NV        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16571877         33647        FL        20060901         20060824            20061001              20360901         20061101           ARMS             Yes                    360
   16571882         33823        FL        20060901         20060901            20061001              20360901         20061201           ARMS              No                    360
   16571915         17320        PA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16571967         60491        IL        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16571998         28120        NC        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16572062         30281        GA        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16570714         92311        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16570722         90063        CA        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16570748         92679        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16570754         33317        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16570772         34990        FL        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16571582         60614        IL        20061001         20060907            20061101              20361001         20061201           ARMS              No                    360
   16570641         22664        VA        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16570670         93703        CA        20060901         20060817            20061001              20360901         20061101           ARMS             Yes                    360
   16570672         80229        CO        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16570265         70131        LA        20060701         20060619            20060801              20360701         20061101           ARMS              No                    360
   16570364         95490        CA        20060801         20060724            20060901              20360801         20061201           ARMS              No                    360
   16570393         8201         NJ        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16570422         76052        TX        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16570532         89148        NV        20060901         20060808            20061001              20360901         20061101           ARMS              No                    360
   16570618         89178        NV        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16567734         33810        FL        20060901         20060801            20061001              20360901         20061201           ARMS              No                    360
   16567794         94561        CA        20061001         20060907            20061101              20361001         20061201           ARMS              No                    360
   16567854         23223        VA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16567951         34231        FL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16568170         92411        CA        20061001         20060828            20061101              20361001         20061201           ARMS              No                    360
   16568237         30228        GA        20061001         20061002            20061101              20361001         20061101           ARMS              No                    360
   16568786         85262        AZ        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16568839         92337        CA        20060701         20060628            20060801              20360701         20061101           ARMS             Yes                    360
   16568938         2186         MA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16568959         37090        TN        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16569006         33407        FL        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16569057         2125         MA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16569147         94544        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16567550         21029        MD        20060901         20060823            20061001              20360901         20061201           ARMS              No                    360
   16567583         34747        FL        20060901         20060821            20061001              20360901         20061201           ARMS              No                    360
   16567693         19709        DE        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16567714         40258        KY        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16567628         2571         MA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16575280         32819        FL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16575314         32304        FL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16575317         32725        FL        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16575263         95391        CA        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16567389         95205        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16567397         32796        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   15499345         53925        WI        20050701         20050622            20050801              20350701         20061101           ARMS              No                    360
   16672551         22193        VA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16672547         20770        MD        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16609682         89110        NV        20060701         20060607            20060801              20360701         20061101           ARMS              No                    360
   16609683         11231        NY        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16609687         11763        NY        20060901         20060816            20061001              20360901         20061201           ARMS              No                    360
   16692141         22182        VA        20061101         20060928            20061201              20361101         20061101           ARMS              No                    360
   16672540         95035        CA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16208271         24572        VA        20060501         20060410            20060601              20460501         20061201           ARMS              No                    480
   16664190         1604         MA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16609663         33189        FL        20060701         20060608            20060801              20360701         20061101           ARMS              No                    360
   16634781         22193        VA        20061001         20060921            20061101              20361001         20061201           ARMS              No                    360
   16664189         10801        NY        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16672515         20657        MD        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16770526         77382        TX        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16609660         11204        NY        20060901         20060809            20061001              20360901         20061201           ARMS              No                    360
   16770519         33404        FL        20061101         20061024            20061201              20361101         20061201           ARMS              No                    360
   16770516         92223        CA        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16770505         98119        WA        20061101         20061019            20061201              20361101         20070101           ARMS              No                    360
   16718171         48025        MI        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16718160         34231        FL        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16718164         34237        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16718166         22406        VA        20061101         20061019            20061201              20361101         20061201           ARMS              No                    360
   16649951         33150        FL        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16649952         33029        FL        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16649956         33138        FL        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16549104         85750        AZ        20060601         20060526            20060701              20360601         20061201           ARMS              No                    360
   16549107         29715        SC        20060701         20060609            20060801              20360701         20061101           ARMS              No                    360
   16549108         33618        FL        20060401         20060324            20060501              20360401         20061101           ARMS              No                    360
   16549109         85335        AZ        20060601         20060511            20060701              20360601         20061201           ARMS              No                    360
   16549110         85206        AZ        20060601         20060511            20060701              20360601         20061201           ARMS              No                    360
   16549112         85206        AZ        20060601         20060518            20060701              20360601         20061101           ARMS              No                    360
   16549118         7093         NJ        20060701         20060605            20060801              20210701         20061101           ARMS              No                    180
   16549119         33414        FL        20060501         20060428            20060601              20360501         20061101           ARMS              No                    360
   16549120         96022        CA        20060701         20060607            20060801              20360701         20061101           ARMS              No                    360
   16549122         85206        AZ        20060701         20060609            20060801              20360701         20061201           ARMS              No                    360
   16549124         95307        CA        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16549125         33404        FL        20060601         20060501            20060701              20360601         20061101           ARMS              No                    360
   16549126         33306        FL        20060701         20060622            20060801              20360701         20061201           ARMS              No                    360
   16549128         33411        FL        20060501         20060427            20060601              20360501         20061101           ARMS              No                    360
   16549132         33138        FL        20060701         20060615            20060801              20360701         20061101           ARMS              No                    360
   16549133         10801        NY        20060701         20060621            20060801              20360701         20061101           ARMS              No                    360
   16549141         7828         NJ        20060601         20060516            20060701              20360601         20061101           ARMS              No                    360
   16549142         6437         CT        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16549145         33905        FL        20060701         20060608            20060801              20360701         20061101           ARMS              No                    360
   16549156         53218        WI        20060601         20060530            20060701              20360601         20061101           ARMS              No                    360
   16549157         32084        FL        20060701         20060619            20060801              20360701         20061101           ARMS              No                    360
   16549159         28411        NC        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549164         85653        AZ        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16549165         32068        FL        20060601         20060525            20060701              20360601         20061101           ARMS              No                    360
   16549170         27514        NC        20060701         20060622            20060801              20360701         20061201           ARMS              No                    360
   16549171         60616        IL        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16549175         44111        OH        20060601         20060601            20060701              20360601         20061101           ARMS              No                    360
   16549180         34269        FL        20060701         20060606            20060801              20360701         20061101           ARMS              No                    360
   16549181         7024         NJ        20060601         20060525            20060701              20360601         20061101           ARMS              No                    360
   16549185         28209        NC        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16549187         44144        OH        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549196         77536        TX        20060701         20060621            20060801              20360701         20061201           ARMS              No                    360
   16549202         48183        MI        20060701         20060630            20060801              20360701         20061201           ARMS              No                    360
   16549205         77536        TX        20060701         20060616            20060801              20360701         20061201           ARMS              No                    360
   16549208         85206        AZ        20060701         20060619            20060801              20360701         20061101           ARMS              No                    360
   16549209         30677        GA        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16549219         90746        CA        20060701         20060602            20060801              20360701         20061101           ARMS              No                    360
   16549221         83709        ID        20060701         20060619            20060801              20360701         20061101           ARMS              No                    360
   16549224         91324        CA        20060701         20060612            20060801              20360701         20061101           ARMS              No                    360
   16549232         33461        FL        20060601         20060531            20060701              20360601         20061101           ARMS              No                    360
   16549245         85233        AZ        20060701         20060622            20060801              20360701         20061101           ARMS              No                    360
   16549247         29588        SC        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549249         97013        OR        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549251         6902         CT        20060801         20060710            20060901              20360801         20061101           ARMS              No                    360
   16549266         33458        FL        20060701         20060621            20060801              20360701         20061101           ARMS              No                    360
   16549267         33931        FL        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16549268         30215        GA        20060701         20060614            20060801              20360701         20061101           ARMS              No                    360
   16549289         33993        FL        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549291         85206        AZ        20060701         20060623            20060801              20360701         20061201           ARMS              No                    360
   16549302         19971        DE        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16549307         85304        AZ        20060701         20060627            20060801              20360701         20061101           ARMS              No                    360
   16549312         33033        FL        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549317         32807        FL        20060801         20060703            20060901              20360801         20061101           ARMS              No                    360
   16549318         85024        AZ        20060801         20060707            20060901              20360801         20061101           ARMS              No                    360
   16549322         33615        FL        20060801         20060706            20060901              20360801         20061101           ARMS              No                    360
   16549326         37209        TN        20060801         20060710            20060901              20360801         20061101           ARMS              No                    360
   16665222         85713        AZ        20061101         20061103            20061201              20361101         20061101           ARMS             Yes                    360
   16666581         85008        AZ        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16666584         55317        MN        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16645815         22031        VA        20061101         20061102            20061201              20361101         20061101           ARMS              No                    360
   16645867         98034        WA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16648150         30115        GA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16649627         80911        CO        20061101         20061004            20061201              20361101         20061201           ARMS              No                    360
   16649646         33314        FL        20061001         20061005            20061101              20361001         20061101           ARMS              No                    360
   16649654         90731        CA        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16650851         92887        CA        20061101         20061025            20061201              20361101         20061201           ARMS              No                    360
   16650959         85243        AZ        20061001         20061002            20061101              20361001         20061201           ARMS              No                    360
   16653676         33909        FL        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16655795         55124        MN        20061001         20061006            20061101              20361001         20061101           ARMS              No                    360
   16655816         64505        MO        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16655864         2356         MA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16655735         95348        CA        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16658092         8205         NJ        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16658209         7849         NJ        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16658235         85008        AZ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16658125         85022        AZ        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16658294         8873         NJ        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16663572         80922        CO        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16663658         32757        FL        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16663695         33140        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16663528         89052        NV        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16663529         91103        CA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16631254         78148        TX        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16634036         55912        MN        20061201         20061116            20070101              20361201         20061201           ARMS             Yes                    360
   16634087         55412        MN        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16634121         85008        AZ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16634123         98466        WA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16633966         20112        VA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16640596         53403        WI        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16643394         33604        FL        20061101         20061026            20061201              20361101         20061101           ARMS             Yes                    360
   16643460         33311        FL        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16643502         33026        FL        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16643505         85243        AZ        20061101         20061006            20061201              20361101         20061201           ARMS              No                    360
   16596088         32547        FL        20061101         20061027            20061201              20361101         20061101           ARMS             Yes                    360
   16596904         8854         NJ        20061001         20061011            20061101              20361001         20061201           ARMS              No                    360
   16597063         20110        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16601727         32505        FL        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16603700         23238        VA        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16605512         98296        WA        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16611141         77095        TX        20061001         20061005            20061101              20361001         20061101           ARMS              No                    360
   16615835         55119        MN        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16628550         85706        AZ        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16649932         12303        NY        20060901         20060828            20061001              20360901         20061201           ARMS              No                    360
   16590880         29464        SC        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16574767         33569        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16564845         92532        CA        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16029606         77449        TX        20060301         20060210            20060401              20360301         20061201           ARMS              No                    360
   16348977         27516        NC        20060601         20060511            20060701              20360601         20061101           ARMS              No                    360
   16564649         60630        IL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16232929         32459        FL        20050301         20050218            20050401              20350301         20061101           ARMS              No                    360
   16564570         93725        CA        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16564507         33141        FL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16468009         33991        FL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16563193         94561        CA        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16562675         61529        IL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16562676         33810        FL        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16562698         34759        FL        20060901         20060817            20061001              20360901         20061201           ARMS              No                    360
   16562394         21740        MD        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16552123         83427        ID        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16551755         44052        OH        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16551938         48356        MI        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16551623         8731         NJ        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16551644         95330        CA        20061001         20060815            20061101              20361001         20061101           ARMS              No                    360
   16551691         92399        CA        20061101         20061009            20061201              20361101         20061101           ARMS              No                    360
   16551701         4005         ME        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16551737         90222        CA        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16550067         89122        NV        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16551520         20743        MD        20061001         20060914            20061101              20361001         20061201           ARMS              No                    360
   16389794         92869        CA        20060901         20060927            20061001              20360901         20061201           ARMS              No                    360
   16649924         98106        WA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16649926         23322        VA        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16649927         98155        WA        20060801         20060710            20060901              20360801         20061101           ARMS              No                    360
   16649922         33773        FL        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16684835         98275        WA        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16649920         20737        MD        20060901         20060825            20061001              20360901         20061201           ARMS              No                    360
   16649921         34741        FL        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16132032         90046        CA        20060401         20060227            20060501              20360401         20061101           ARMS              No                    360
   16684801         33701        FL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16684489         92241        CA        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16684812         94102        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16649902         98002        WA        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16649903         91754        CA        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16649904         11365        NY        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16684816         28906        NC        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16649906         91306        CA        20060901         20060823            20061001              20360901         20061201           ARMS              No                    360
   16649907         91350        CA        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16649908         22553        VA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16649909         91773        CA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16649910         95354        CA        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16649913         85249        AZ        20060901         20060810            20061001              20360901         20061201           ARMS              No                    360
   16649917         12601        NY        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16649919         91007        CA        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16704383         92630        CA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16684474         90621        CA        20061101         20060927            20061201              20361101         20061101           ARMS              No                    360
   16684477         60016        IL        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16704348         14850        NY        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16684468         77382        TX        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16629144         94520        CA        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16629149         93550        CA        20060501         20060421            20060601              20360501         20061101           ARMS              No                    360
   16672415         98012        WA        20060801         20060707            20060901              20360801         20061101           ARMS              No                    360
   16629162         98168        WA        20060801         20060725            20060901              20360801         20061101           ARMS              No                    360
   16672416         90710        CA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16672417         93003        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16672419         90620        CA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16629169         94578        CA        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16672420         32506        FL        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16672422         95304        CA        20061001         20060911            20061101              20361001         20061201           ARMS              No                    360
   16672423         96007        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16672424         98513        WA        20061001         20060920            20061101              20361001         20061201           ARMS              No                    360
   16672426         90806        CA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16672427         22553        VA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16658443         85041        AZ        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16658447         94015        CA        20061001         20060907            20061101              20361001         20061201           ARMS              No                    360
   16658451         98028        WA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16684292         85255        AZ        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16658455         10701        NY        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16658463         11756        NY        20060801         20060719            20060901              20360801         20061101           ARMS              No                    360
   16658470         7024         NJ        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16658472         91006        CA        20060901         20060720            20061001              20360901         20061101           ARMS              No                    360
   16704519         32164        FL        20061101         20061006            20061201              20361101         20061201           ARMS              No                    360
   16658490         91776        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16684515         92555        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16684196         94086        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16629134         94603        CA        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16770409         60521        IL        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16685423         60449        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16650774         53188        WI        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16650775         60458        IL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16685426         60156        IL        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16650776         60073        IL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16685427         60193        IL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16650777         60610        IL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16650778         60089        IL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16789091         60462        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16789092         53203        WI        20061201         20061122            20070101              20361201         20061201           ARMS              No                    360
   16789094         60137        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16789096         60035        IL        20061201         20061115            20070101              20361201         20061201           ARMS              No                    360
   16789097         60136        IL        20061201         20061118            20070101              20361201         20061201           ARMS              No                    360
   16789098         60525        IL        20061201         20061115            20070101              20361201         20061201           ARMS              No                    360
   16789099         60707        IL        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16770410         60453        IL        20061201         20061113            20070101              20361201         20061201           ARMS              No                    360
   16770411         60160        IL        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16770412         60521        IL        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16673341         60440        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16673342         60446        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16673343         60446        IL        20060801         20060718            20060901              20360801         20061101           ARMS              No                    360
   16770381         60517        IL        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16673344         60440        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16770463         60706        IL        20061201         20061110            20070101              20361201         20061201           ARMS              No                    360
   16770382         60439        IL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16673345         60446        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16770464         60438        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16770383         60409        IL        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16673346         60440        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16770465         60459        IL        20061201         20061114            20070101              20361201         20061201           ARMS              No                    360
   16770384         60402        IL        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16673347         60446        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16347097         53115        WI        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16770466         60056        IL        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16770385         60103        IL        20061101         20061016            20061201              20361101         20061201           ARMS              No                    360
   16673348         60440        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16770386         60607        IL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16673349         60440        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16770387         60634        IL        20061201         20061103            20070101              20361201         20061201           ARMS              No                    360
   16770388         60201        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16770389         60101        IL        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16662900         60647        IL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16673350         60634        IL        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16662901         60402        IL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16673351         60035        IL        20060801         20060721            20060901              20360801         20061101           ARMS              No                    360
   16662902         60521        IL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16770470         60439        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16662903         60540        IL        20061001         20060914            20061101              20361001         20061201           ARMS              No                    360
   16673352         60605        IL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16770471         53095        WI        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16770390         60646        IL        20061101         20061016            20061201              20361101         20061201           ARMS              No                    360
   16673353         60526        IL        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16380637         60056        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16662904         46410        IN        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16770472         60148        IL        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16770391         60018        IL        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16673354         60140        IL        20060801         20060718            20060901              20360801         20061101           ARMS              No                    360
   16662905         60457        IL        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16770473         60068        IL        20061101         20061030            20061201              20361101         20061201           ARMS              No                    360
   16770392         60527        IL        20061101         20061030            20061201              20361101         20061201           ARMS              No                    360
   16662906         60439        IL        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16770474         60647        IL        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16770393         60008        IL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16673356         46402        IN        20060901         20060809            20061001              20360901         20061201           ARMS              No                    360
   16770475         60459        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16770394         60623        IL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16673357         60538        IL        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16770476         60056        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16770395         60639        IL        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16673358         60540        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16770396         60070        IL        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16673359         60465        IL        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16770479         60609        IL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16770398         33487        FL        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16770399         60706        IL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16673360         60563        IL        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16673361         53219        WI        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16770481         60068        IL        20061201         20061107            20070101              20361201         20061201           ARMS              No                    360
   16673363         60631        IL        20060901         20060804            20061001              20360901         20061101           ARMS              No                    360
   16673364         60302        IL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16770483         60016        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16673365         60402        IL        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16770484         60124        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16673366         60402        IL        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16770485         60458        IL        20061101         20061103            20061201              20361101         20061101           ARMS              No                    360
   16673367         60068        IL        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16770486         60618        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16673368         61109        IL        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16770487         60010        IL        20061101         20061106            20061201              20361101         20061101           ARMS              No                    360
   16673369         60068        IL        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16789100         60630        IL        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16673370         60440        IL        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16673371         60540        IL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16789102         53066        WI        20061201         20061121            20070101              20361201         20061201           ARMS              No                    360
   16673372         34105        FL        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16789103         60465        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16789104         60457        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16789105         60073        IL        20061201         20061121            20070101              20361201         20061201           ARMS              No                    360
   16789106         60402        IL        20061201         20061122            20070101              20361201         20061201           ARMS              No                    360
   16789107         60162        IL        20061201         20061113            20070101              20361201         20061201           ARMS              No                    360
   16789108         60188        IL        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16789109         60402        IL        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16717849         60629        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16677497         60647        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16677498         60102        IL        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16677499         60402        IL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16789110         53150        WI        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16789111         60164        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16662850         60586        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16717850         60559        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16789112         60007        IL        20061201         20061109            20070101              20361201         20061201           ARMS              No                    360
   16662851         60586        IL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16662852         60624        IL        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16789113         60641        IL        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16717851         60638        IL        20060901         20060810            20061001              20360901         20061201           ARMS              No                    360
   16717852         60505        IL        20061101         20061030            20061201              20361101         20061201           ARMS              No                    360
   16789114         60629        IL        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16662853         60515        IL        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16789115         60656        IL        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16717853         60067        IL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16662854         60542        IL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16717854         60634        IL        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16789116         60638        IL        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16717855         60613        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16717856         60657        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16662857         60586        IL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16789118         60638        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16717857         60559        IL        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16662858         60089        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16789119         60629        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16717858         60131        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16662859         60612        IL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16717859         60652        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16662860         60133        IL        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16650728         60517        IL        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16717860         60565        IL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16662861         60007        IL        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16650729         60110        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16662862         60090        IL        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16789123         60525        IL        20061201         20061122            20070101              20361201         20061201           ARMS              No                    360
   16662863         60653        IL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16662864         60482        IL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16789125         60123        IL        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16662865         60804        IL        20060901         20060810            20061001              20360901         20061201           ARMS              No                    360
   16662866         60632        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16789127         60172        IL        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16662867         60441        IL        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16789128         60625        IL        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16662868         60638        IL        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16662869         60641        IL        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16650730         60432        IL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16650732         60532        IL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16608614         60139        IL        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16650734         60478        IL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16650735         60107        IL        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16650736         60404        IL        20061001         20060905            20061101              20361001         20061201           ARMS              No                    360
   16650737         53128        WI        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16662870         60513        IL        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16650738         60025        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16717870         60515        IL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16662871         60016        IL        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16717871         60119        IL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16662872         53216        WI        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16717872         60134        IL        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16662873         60707        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16662874         60504        IL        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16717873         60152        IL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16717874         60069        IL        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16662875         60623        IL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16662876         53142        WI        20060901         20060821            20061001              20360901         20061201           ARMS              No                    360
   16717875         60707        IL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16717876         60634        IL        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16662877         60025        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16717877         53403        WI        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16662878         60706        IL        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16717878         60123        IL        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16662879         60656        IL        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16717879         60458        IL        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16650740         60176        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16650742         60641        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16650743         60068        IL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16650744         60613        IL        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16650745         60441        IL        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16650746         60632        IL        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16650747         60527        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16662880         60154        IL        20061001         20060915            20061101              20361001         20061201           ARMS              No                    360
   16650748         60657        IL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16650749         60074        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16717880         60611        IL        20061101         20061030            20061201              20361101         20061201           ARMS              No                    360
   16662881         60148        IL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16717881         60614        IL        20060901         20060517            20061001              20360901         20061101           ARMS              No                    360
   16662882         53122        WI        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16662883         60131        IL        20061001         20060901            20061101              20361001         20061201           ARMS              No                    360
   16717882         60514        IL        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16717883         60618        IL        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16662884         60016        IL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16662885         60643        IL        20060901         20060824            20061001              20360901         20061201           ARMS              No                    360
   16717884         60018        IL        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16717885         60629        IL        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16662886         60644        IL        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16662887         60074        IL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16662888         60156        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16662889         60805        IL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16405022         53207        WI        20061201         20061122            20070101              20361201         20061201           ARMS              No                    360
   16685400         60504        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16650750         60076        IL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16685401         60016        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16650751         60107        IL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16685402         60102        IL        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16685404         53212        WI        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16650754         60618        IL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16650755         60656        IL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16685406         60462        IL        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16650756         60634        IL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16685408         60634        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16662890         60638        IL        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16650758         60638        IL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16650759         53202        WI        20061001         20060915            20061101              20361001         20061201           ARMS              No                    360
   16685409         60634        IL        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16662891         60516        IL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16770416         60465        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16770417         61109        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16772011         28227        NC        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16731861         95660        CA        20061101         20061026            20061201              20361101         20061201           ARMS              No                    360
   16731935         65340        MO        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16732031         80470        CO        20061101         20061102            20061201              20361101         20061101           ARMS              No                    360
   16728653         92109        CA        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16729783         89128        NV        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16731502         85209        AZ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16549441         94513        CA        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16549443         94607        CA        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16549488         94303        CA        20060601         20060502            20060701              20360601         20061101           ARMS              No                    360
   16549515         28226        NC        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16377946         29579        SC        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16723416         88001        NM        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16723623         20613        MD        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16723670         20744        MD        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16723677         20121        VA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16723546         21075        MD        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16723591         20772        MD        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16723618         20148        VA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16723298         22407        VA        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16721959         89103        NV        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16721960         20613        MD        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16721873         75070        TX        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16722018         20721        MD        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16722062         21793        MD        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16722071         21078        MD        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16722081         21117        MD        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16722161         85206        AZ        20061101         20061020            20061201              20361101         20061101           ARMS             Yes                    360
   16718415         33913        FL        20060501         20060428            20060601              20360501         20061101           ARMS              No                    360
   16718448         37174        TN        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16718515         77002        TX        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16718754         95065        CA        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16718759         93021        CA        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16718798         20110        VA        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16715044         11234        NY        20060801         20060711            20060901              20360801         20061101           ARMS             Yes                    360
   16715083         90043        CA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16715190         8540         NJ        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16715285         20772        MD        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16717254         6608         CT        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16718220         92078        CA        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16718276         94585        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16710818         34747        FL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16710827         89107        NV        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16710830         90604        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16710839         34746        FL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16710882         39571        MS        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16710924         85053        AZ        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16710972         95330        CA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16711057         93035        CA        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16711072         30655        GA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16711168         33064        FL        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16711173         95050        CA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16711238         85249        AZ        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16711240         30188        GA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16711354         92880        CA        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16713773         55038        MN        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16713797         34480        FL        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16713907         19802        DE        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16713990         55082        MN        20061101         20061102            20061201              20361101         20061101           ARMS              No                    360
   16714192         18360        PA        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16714726         31220        GA        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16714753         94133        CA        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16710245         34772        FL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16710900         76131        TX        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16710105         20735        MD        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16710144         89147        NV        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16709662         20903        MD        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16709710         29909        SC        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16706741         21037        MD        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16706811         93010        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16707247         33063        FL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16707718         38117        TN        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16707784         32459        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16707842         85249        AZ        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16704133         91702        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16704171         7063         NJ        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16704229         20110        VA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16704277         34669        FL        20061101         20061024            20061201              20361101         20061201           ARMS              No                    360
   16704287         33936        FL        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16704628         33711        FL        20061101         20061102            20061201              20361101         20061101           ARMS              No                    360
   16704696         98206        WA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16706494         32837        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16706519         33463        FL        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16706525         85251        AZ        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16706542         37027        TN        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16706553         90011        CA        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16706610         6776         CT        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16697912         92805        CA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16703985         30542        GA        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16704090         38127        TN        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16704110         34769        FL        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16775765         65809        MO        20061201         20061207            20070101              20361201         20061201           ARMS              No                    360
   16776347         63043        MO        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16776450         85256        AZ        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16787163         19464        PA        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16549204         32034        FL        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16549206         28461        NC        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16549210         78249        TX        20060701         20060628            20060801              20360701         20061201           ARMS              No                    360
   16549211         32708        FL        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16549212         80440        CO        20060701         20060623            20060801              20360701         20061201           ARMS              No                    360
   16549213         1757         MA        20060701         20060629            20060801              20360701         20061201           ARMS              No                    360
   16549215         46235        IN        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16549216         33993        FL        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16549217         1085         MA        20060701         20060629            20060801              20360701         20061201           ARMS              No                    360
   16549220         33167        FL        20060701         20060630            20060801              20360701         20061201           ARMS              No                    360
   16549222         32507        FL        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16549223         86001        AZ        20060701         20060627            20060801              20360701         20061101           ARMS              No                    360
   16549226         30606        GA        20060701         20060615            20060801              20360701         20061101           ARMS              No                    360
   16549227         55387        MN        20060701         20060614            20060801              20360701         20061101           ARMS              No                    360
   16549229         34286        FL        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549230         85242        AZ        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549231         29672        SC        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16549233         7069         NJ        20060701         20060608            20060801              20360701         20061101           ARMS              No                    360
   16549234         33993        FL        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549235         33460        FL        20060701         20060609            20060801              20360701         20061101           ARMS              No                    360
   16549236         30214        GA        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16549237         47715        IN        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549239         29483        SC        20060801         20060707            20060901              20360801         20061201           ARMS              No                    360
   16549240         32439        FL        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16549241         33703        FL        20060801         20060717            20060901              20360801         20061101           ARMS              No                    360
   16549242         33033        FL        20060701         20060601            20060801              20360701         20061101           ARMS              No                    360
   16549243         1474         MA        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16549244         33993        FL        20060701         20060627            20060801              20360701         20061201           ARMS              No                    360
   16549248         80027        CO        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16549252         89117        NV        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549253         80222        CO        20060801         20060630            20060901              20360801         20061201           ARMS              No                    360
   16549254         92804        CA        20060701         20060601            20060801              20360701         20061101           ARMS              No                    360
   16549255         30253        GA        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16549257         85258        AZ        20060801         20060714            20060901              20360801         20061201           ARMS              No                    360
   16549258         92683        CA        20060701         20060622            20060801              20360701         20061101           ARMS              No                    360
   16549259         33033        FL        20060701         20060608            20060801              20360701         20061101           ARMS              No                    360
   16549260         32216        FL        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549261         33913        FL        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549262         32824        FL        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16549264         47714        IN        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16549265         33033        FL        20060701         20060606            20060801              20360701         20061101           ARMS              No                    360
   16549271         89122        NV        20060701         20060619            20060801              20360701         20061101           ARMS              No                    360
   16549272         50021        IA        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549273         50021        IA        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549274         50021        IA        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549275         46123        IN        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16549276         29926        SC        20060701         20060620            20060801              20360701         20061201           ARMS              No                    360
   16549277         34982        FL        20060801         20060711            20060901              20360801         20061101           ARMS              No                    360
   16549278         20602        MD        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549279         52240        IA        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16549280         83864        ID        20060801         20060710            20060901              20360801         20061101           ARMS              No                    360
   16549281         95129        CA        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16549282         53950        WI        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549283         97212        OR        20060801         20060629            20060901              20360801         20061201           ARMS              No                    360
   16549284         93030        CA        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549285         48240        MI        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16549286         33907        FL        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549287         11968        NY        20060701         20060619            20060801              20360701         20061101           ARMS              No                    360
   16549288         97005        OR        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16549292         34953        FL        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549293         83642        ID        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16549295         27516        NC        20060801         20060703            20060901              20360801         20061201           ARMS              No                    360
   16549296         29575        SC        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16549297         30064        GA        20060701         20060623            20060801              20360701         20061201           ARMS              No                    360
   16549298         98021        WA        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16549300         49240        MI        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16549301         85028        AZ        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16549303         33404        FL        20060801         20060705            20060901              20360801         20061101           ARMS              No                    360
   16549304         30188        GA        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16549305         6492         CT        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16549308         97206        OR        20060801         20060707            20060901              20360801         20061101           ARMS              No                    360
   16549309         85024        AZ        20060801         20060705            20060901              20360801         20061101           ARMS              No                    360
   16549310         85032        AZ        20060701         20060619            20060801              20360701         20061201           ARMS              No                    360
   16549311         92886        CA        20060701         20060621            20060801              20360701         20061101           ARMS              No                    360
   16549313         46032        IN        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16549314         33026        FL        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16549319         57701        SD        20060701         20060707            20060801              20360701         20061101           ARMS              No                    360
   16549321         33181        FL        20060801         20060707            20060901              20360801         20061101           ARMS              No                    360
   16549323         46237        IN        20060701         20060630            20060801              20360701         20061201           ARMS              No                    360
   16549324         63304        MO        20060801         20060711            20060901              20360801         20061201           ARMS              No                    360
   16549325         85331        AZ        20060801         20060706            20060901              20360801         20061101           ARMS              No                    360
   16549100         32909        FL        20060601         20060524            20060701              20360601         20061101           ARMS              No                    360
   16549101         23456        VA        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549102         23456        VA        20060701         20060609            20060801              20360701         20061201           ARMS              No                    360
   16549103         23456        VA        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549106         23456        VA        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549113         85018        AZ        20060401         20060323            20060501              20360401         20061101           ARMS              No                    360
   16549114         33305        FL        20060701         20060626            20060801              20360701         20061201           ARMS              No                    360
   16549115         33950        FL        20060801         20060707            20060901              20360801         20061201           ARMS              No                    360
   16549116         33139        FL        20060501         20060427            20060601              20360501         20061101           ARMS              No                    360
   16549117         17110        PA        20060601         20060531            20060701              20360601         20061101           ARMS              No                    360
   16549121         89118        NV        20060601         20060502            20060701              20360601         20061101           ARMS              No                    360
   16549123         7030         NJ        20060701         20060605            20060801              20360701         20061101           ARMS              No                    360
   16549134         17407        PA        20060701         20060614            20060801              20360701         20061201           ARMS              No                    360
   16549135         32303        FL        20060701         20060601            20060801              20360701         20061101           ARMS              No                    360
   16549136         33179        FL        20060701         20060607            20060801              20360701         20061201           ARMS              No                    360
   16549137         32601        FL        20060601         20060512            20060701              20360601         20061101           ARMS              No                    360
   16549138         1331         MA        20060601         20060525            20060701              20360601         20061101           ARMS              No                    360
   16549139         97214        OR        20060601         20060523            20060701              20360601         20061201           ARMS              No                    360
   16549140         33139        FL        20060601         20060524            20060701              20360601         20061101           ARMS              No                    360
   16549144         60085        IL        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549146         1830         MA        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16549147         80305        CO        20060601         20060525            20060701              20360601         20061101           ARMS              No                    360
   16549148         33844        FL        20060601         20060531            20060701              20360601         20061201           ARMS              No                    360
   16549149         10461        NY        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549150         29910        SC        20060701         20060622            20060801              20360701         20061201           ARMS              No                    360
   16549151         33437        FL        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16549152         85629        AZ        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16549153         97140        OR        20060701         20060601            20060801              20360701         20061101           ARMS              No                    360
   16549154         43123        OH        20060601         20060605            20060701              20360601         20061101           ARMS              No                    360
   16549158         85016        AZ        20060601         20060519            20060701              20360601         20061101           ARMS              No                    360
   16549160         30318        GA        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16549163         33311        FL        20060601         20060531            20060701              20360601         20061201           ARMS              No                    360
   16549166         32025        FL        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549167         34475        FL        20060601         20060525            20060701              20360601         20061101           ARMS              No                    360
   16549168         32211        FL        20060601         20060531            20060701              20360601         20061201           ARMS              No                    360
   16549169         98661        WA        20060701         20060606            20060801              20360701         20061101           ARMS              No                    360
   16549177         85041        AZ        20060601         20060525            20060701              20360601         20061201           ARMS              No                    360
   16549178         55045        MN        20060701         20060606            20060801              20360701         20061101           ARMS              No                    360
   16549179         99338        WA        20060701         20060602            20060801              20360701         20061101           ARMS              No                    360
   16549182         89131        NV        20060701         20060609            20060801              20360701         20061101           ARMS              No                    360
   16549183         11726        NY        20060601         20060531            20060701              20360601         20061101           ARMS              No                    360
   16549184         97206        OR        20060701         20060608            20060801              20360701         20061101           ARMS              No                    360
   16549186         1945         MA        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16549188         60453        IL        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16549189         34997        FL        20060701         20060609            20060801              20360701         20061101           ARMS              No                    360
   16549190         33476        FL        20060701         20060621            20060801              20360701         20061201           ARMS              No                    360
   16549191         89115        NV        20060801         20060706            20060901              20360801         20061201           ARMS              No                    360
   16549192         89148        NV        20060801         20060707            20060901              20360801         20061101           ARMS              No                    360
   16549193         89148        NV        20060801         20060707            20060901              20360801         20061101           ARMS              No                    360
   16549194         32708        FL        20060701         20060622            20060801              20360701         20061101           ARMS              No                    360
   16549195         85737        AZ        20060701         20060622            20060801              20360701         20061101           ARMS              No                    360
   16549197         63130        MO        20060701         20060621            20060801              20360701         20061101           ARMS              No                    360
   16549199         53081        WI        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16549200         89436        NV        20060601         20060530            20060701              20360601         20061101           ARMS              No                    360
   16549201         32128        FL        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16549203         30062        GA        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16666521         85085        AZ        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16671370         92105        CA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16727981         92336        CA        20061201         20061207            20070101              20361201         20061201           ARMS              No                    360
   16728186         94708        CA        20061201         20061121            20070101              20361201         20061201           ARMS              No                    360
   16731337         29579        SC        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16710613         85248        AZ        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16713499         94903        CA        20061201         20061115            20070101              20361201         20061201           ARMS              No                    360
   16714664         55444        MN        20061201         20061116            20070101              20361201         20061201           ARMS             Yes                    360
   16716245         55436        MN        20061201         20061107            20070101              20361201         20061201           ARMS              No                    360
   16697279         32837        FL        20061201         20061107            20070101              20361201         20061201           ARMS              No                    360
   16700047         3086         NH        20061201         20061113            20070101              20361201         20061201           ARMS              No                    360
   16706330         34953        FL        20061101         20061031            20061201              20361101         20061101           ARMS             Yes                    360
   16707371         92056        CA        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16709234         34952        FL        20061201         20061108            20070101              20361201         20061201           ARMS              No                    360
   16709323         21224        MD        20061201         20061121            20070101              20361201         20061201           ARMS              No                    360
   16691981         55445        MN        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16691825         85747        AZ        20061101         20061115            20061201              20361101         20061101           ARMS             Yes                    360
   16693091         12203        NY        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16693274         78754        TX        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16695691         33909        FL        20061201         20061115            20070101              20361201         20061201           ARMS              No                    360
   16695811         80922        CO        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16695844         32837        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16685302         32218        FL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16683733         17361        PA        20061201         20061121            20070101              20361201         20061201           ARMS              No                    360
   16687910         65757        MO        20061201         20061106            20070101              20361201         20061201           ARMS             Yes                    360
   16687844         11238        NY        20061201         20061122            20070101              20361201         20061201           ARMS              No                    360
   16687968         98146        WA        20061101         20061027            20061201              20361101         20061101           ARMS             Yes                    360
   16671400         11590        NY        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16671404         8734         NJ        20061201         20061109            20070101              20361201         20061201           ARMS              No                    360
   16676363         33177        FL        20061201         20061109            20070101              20361201         20061201           ARMS             Yes                    360
   16676389         29572        SC        20061201         20061109            20070101              20361201         20061201           ARMS              No                    360
   16679040         94568        CA        20061201         20061106            20070101              20361201         20061201           ARMS             Yes                    360
   16679030         94547        CA        20061101         20061102            20061201              20361101         20061101           ARMS              No                    360
   16679211         85353        AZ        20061101         20061102            20061201              20361101         20061101           ARMS              No                    360
   16681010         85239        AZ        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16681073         33014        FL        20061101         20061030            20061201              20361101         20061101           ARMS             Yes                    360
   16681141         20619        MD        20061201         20061108            20070101              20361201         20061201           ARMS              No                    360
   16681174         99205        WA        20061101         20061026            20061201              20361101         20061201           ARMS              No                    360
   16683767         7726         NJ        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16001495         33305        FL        20060201         20060118            20060301              20360201         20061101           ARMS              No                    360
   16684787         20769        MD        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16708220         91207        CA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16684797         20148        VA        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16684798         60018        IL        20061001         20061003            20061101              20361001         20061101           ARMS              No                    360
   16629124         94015        CA        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16664037         91406        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16629127         90806        CA        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16629128         48009        MI        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16708332         94121        CA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16546428         2148         MA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16546459         92843        CA        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16546465         60050        IL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16545340         84104        UT        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16545342         84403        UT        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16544147         32826        FL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16544229         95391        CA        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16544235         76140        TX        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16545471         33139        FL        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16545476         90275        CA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16545994         23222        VA        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16545037         29407        SC        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16545056         30058        GA        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16545063         90265        CA        20060901         20060803            20061001              20360901         20061101           ARMS              No                    360
   16546204         33971        FL        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16544008         30518        GA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16544014         34474        FL        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16544048         35004        AL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16540343         33139        FL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16540413         78216        TX        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16540851         33076        FL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16468506         32459        FL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16468509         94513        CA        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16540173         33141        FL        20060901         20060804            20061001              20360901         20061101           ARMS              No                    360
   16540186         30349        GA        20060901         20060814            20061001              20360901         20061101           ARMS             Yes                    360
   16540221         30315        GA        20060801         20060731            20060901              20360801         20070101           ARMS              No                    360
   16468084         23860        VA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16468099         31024        GA        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16468348         92264        CA        20060801         20060727            20060901              20360801         20061101           ARMS              No                    360
   16422833         30058        GA        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16422875         33025        FL        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16422694         34639        FL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16420115         76131        TX        20060801         20060726            20060901              20360801         20061101           ARMS              No                    360
   16420123         91350        CA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16419352         21213        MD        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16419638         85383        AZ        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16407198         1845         MA        20060801         20060728            20060901              20360801         20061101           ARMS              No                    360
   16406836         33570        FL        20060801         20060726            20060901              20360801         20061101           ARMS              No                    360
   16405521         30035        GA        20060801         20060728            20060901              20360801         20061101           ARMS             Yes                    360
   16405554         33971        FL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16405601         44281        OH        20061001         20060907            20061101              20361001         20061201           ARMS              No                    360
   16404460         93543        CA        20060801         20060727            20060901              20360801         20061101           ARMS              No                    360
   16404341         30253        GA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16402724         3251         NH        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16402818         84404        UT        20060801         20060727            20060901              20360801         20061101           ARMS              No                    360
   16402340         98445        WA        20060801         20060717            20060901              20360801         20061101           ARMS              No                    360
   16402039         76210        TX        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16401936         33136        FL        20060801         20060719            20060901              20360801         20061101           ARMS              No                    360
   16713963         33028        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16713895         15238        PA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   15985573         28226        NC        20060101         20051221            20060201              20360101         20061101           ARMS              No                    360
   16713593         87121        NM        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16713566         32246        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16711204         80016        CO        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16344507         55407        MN        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16342525         32507        FL        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16341970         48035        MI        20060801         20060711            20060901              20360801         20061201           ARMS              No                    360
   16339274         22191        VA        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16339323         3570         NH        20061001         20060920            20061101              20361001         20061201           ARMS              No                    360
   16339186         21222        MD        20060801         20060720            20060901              20360801         20061101           ARMS              No                    360
   16339239         34953        FL        20060701         20060627            20060801              20360701         20061201           ARMS              No                    360
   16329978         90069        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16329820         96792        HI        20060601         20060518            20060701              20360601         20061201           ARMS              No                    360
   16329673         45044        OH        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16323371         33569        FL        20060601         20060511            20060701              20360601         20061101           ARMS              No                    360
   16306421         77365        TX        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16303796         33993        FL        20060501         20060131            20060601              20360501         20061101           ARMS              No                    360
   16300682         20706        MD        20060601         20060531            20060701              20360601         20061101           ARMS              No                    360
   16300517         60617        IL        20060601         20060530            20060701              20360601         20061101           ARMS              No                    360
   16300473         80205        CO        20060701         20060616            20060801              20360701         20061201           ARMS              No                    360
   16296595         89122        NV        20060701         20060628            20060801              20360701         20061101           ARMS              No                    360
   16295703         1603         MA        20060201         20060113            20060301              20360201         20061101           ARMS              No                    360
   16295338         81621        CO        20060701         20060622            20060801              20360701         20061201           ARMS              No                    360
   16290952         30024        GA        20060701         20060622            20060801              20360701         20061101           ARMS              No                    360
   16235375         30044        GA        20060701         20060619            20060801              20360701         20061101           ARMS              No                    360
   16235036         70131        LA        20060601         20060525            20060701              20360601         20061101           ARMS              No                    360
   16233605         95355        CA        20060601         20060501            20060701              20360601         20061101           ARMS              No                    360
   16230570         33810        FL        20060501         20060428            20060601              20360501         20061101           ARMS              No                    360
   16659250         87124        NM        20061001         20060924            20061101              20361001         20061101           ARMS              No                    360
   16659256         84762        UT        20060901         20060811            20061001              20360901         20061201           ARMS              No                    360
   16659272         88012        NM        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16659274         78244        TX        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16659321         90808        CA        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16659120         34759        FL        20061001         20061004            20061101              20361001         20061101           ARMS              No                    360
   16659131         84037        UT        20061001         20061003            20061101              20361001         20061101           ARMS              No                    360
   16659212         30331        GA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16659221         80634        CO        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16659047         63118        MO        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16658696         92337        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16658783         32738        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16658889         20853        MD        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16658899         33463        FL        20061001         20061003            20061101              20361001         20061101           ARMS              No                    360
   16658919         32413        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16658483         30093        GA        20061001         20060920            20061101              20361001         20061201           ARMS              No                    360
   16658497         21122        MD        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16658500         30071        GA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16658515         76301        TX        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16658939         33301        FL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16658955         85213        AZ        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16658994         20132        VA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16659007         77084        TX        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16659021         32606        FL        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16659023         32922        FL        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16659024         32541        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16658556         20646        MD        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16658565         85207        AZ        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16658569         95020        CA        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16658613         33914        FL        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16658623         60453        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16658629         7465         NJ        20061101         20061019            20061201              20361101         20061201           ARMS              No                    360
   16656849         92806        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16656946         89408        NV        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16656986         30115        GA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16658421         33604        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16658424         33604        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16658429         78664        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16658435         30213        GA        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16658477         23321        VA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16658363         30060        GA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16658374         43119        OH        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16658418         27614        NC        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16656632         80634        CO        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16656648         30054        GA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16656661         84404        UT        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16656737         92703        CA        20061101         20060927            20061201              20361101         20061101           ARMS              No                    360
   16656844         95628        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16656540         97303        OR        20060801         20060728            20060901              20360801         20061101           ARMS              No                    360
   16656462         30044        GA        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16656504         95032        CA        20060801         20060707            20060901              20360801         20061101           ARMS              No                    360
   16656514         92782        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16656531         97302        OR        20060801         20060728            20060901              20360801         20061101           ARMS              No                    360
   16656261         33065        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16656292         33014        FL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16656311         20720        MD        20061001         20061006            20061101              20361001         20061101           ARMS              No                    360
   16656320         27701        NC        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16656329         89120        NV        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16656333         89044        NV        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16656340         33971        FL        20061101         20061002            20061201              20361101         20061201           ARMS              No                    360
   16656390         34655        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16656400         60624        IL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16651822         89502        NV        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16654484         85339        AZ        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16653825         92880        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16653833         89052        NV        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16654550         89101        NV        20061101         20061001            20061201              20361101         20061101           ARMS              No                    360
   16655962         29910        SC        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16655979         24015        VA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16653856         79932        TX        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16653890         33018        FL        20061001         20061005            20061101              20361001         20061101           ARMS              No                    360
   16653949         89129        NV        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16653963         33936        FL        20061001         20060516            20061101              20361001         20061101           ARMS              No                    360
   16654011         74128        OK        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16654016         32819        FL        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16654054         21221        MD        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16654055         30107        GA        20061101         20061009            20061201              20361101         20061101           ARMS              No                    360
   16654072         30311        GA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16654086         17201        PA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16654089         33309        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16654113         20905        MD        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16654121         80247        CO        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16654137         30228        GA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16654150         22802        VA        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16654162         22152        VA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16654193         21076        MD        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16654199         20743        MD        20061001         20060926            20061101              20361001         20061201           ARMS              No                    360
   16654245         32738        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16654302         20176        VA        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16655985         24016        VA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16655989         21710        MD        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16655990         77380        TX        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16655999         33032        FL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16656011         5445         VT        20060901         20060825            20061001              20360901         20061201           ARMS              No                    360
   16656022         32827        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16656086         75076        TX        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16656101         94598        CA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16656125         33064        FL        20061001         20061006            20061101              20361001         20061101           ARMS              No                    360
   16656144         92123        CA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16654360         49342        MI        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16656160         10005        NY        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16654401         92009        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16654410         91367        CA        20061101         20060929            20061201              20361101         20061101           ARMS              No                    360
   16651668         94568        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16651734         49505        MI        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16650400         85383        AZ        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16651466         30635        GA        20061001         20061006            20061101              20361001         20061101           ARMS              No                    360
   16651474         90059        CA        20061101         20061004            20061201              20361101         20061201           ARMS              No                    360
   16651487         89103        NV        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16651497         28214        NC        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16650454         89178        NV        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16650491         97220        OR        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16651527         95138        CA        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16650532         84037        UT        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16650577         89110        NV        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16651555         89143        NV        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16651590         84020        UT        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16651593         33401        FL        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16650619         97086        OR        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16651125         33027        FL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16651130         36542        AL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16651154         34747        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16651183         21111        MD        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16651190         45013        OH        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16651235         89141        NV        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16651259         77099        TX        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16651261         84020        UT        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16651286         34120        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16651307         92691        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16651359         94588        CA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16651360         90019        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16651408         20018        DC        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16651434         79411        TX        20061101         20061027            20061201              20361101         20061201           ARMS              No                    360
   16651436         27617        NC        20061101         20061002            20061201              20361101         20061201           ARMS              No                    360
   16651452         30043        GA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16650037         75070        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16650042         43229        OH        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16648650         94568        CA        20061101         20061001            20061201              20361101         20061201           ARMS              No                    360
   16648667         43025        OH        20061001         20060926            20061101              20361001         20061201           ARMS              No                    360
   16648689         76248        TX        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16648691         77056        TX        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16648706         33810        FL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16648714         33037        FL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16648716         84118        UT        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16648736         33810        FL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16650062         11743        NY        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16650087         34761        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16650097         33023        FL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16650106         21801        MD        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16650114         21801        MD        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16648770         33543        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16650171         87108        NM        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16648786         53534        WI        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16648790         21044        MD        20061101         20060929            20061201              20361101         20061101           ARMS              No                    360
   16648804         95834        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16650200         92677        CA        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16650204         96094        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16650219         32835        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16650222         34689        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16650245         97266        OR        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16650251         76092        TX        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16648860         6606         CT        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16648864         45223        OH        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16648868         30331        GA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16648907         30349        GA        20060901         20060906            20061001              20360901         20061101           ARMS              No                    360
   16648990         30331        GA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16649003         90043        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16649020         75209        TX        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16649034         80104        CO        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16649092         80104        CO        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16650301         20744        MD        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16649137         20879        MD        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16649145         85207        AZ        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16650314         7055         NJ        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16650348         28269        NC        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16650354         92411        CA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16649915         22150        VA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16649928         32829        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16649954         78744        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16649959         78744        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16649961         78744        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16649971         30039        GA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16649973         90049        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16649976         30236        GA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16649987         30228        GA        20060901         20060901            20061001              20360901         20061101           ARMS              No                    360
   16649993         91423        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16650002         30281        GA        20060901         20060907            20061001              20360901         20061101           ARMS              No                    360
   16650004         33684        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16646678         20613        MD        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16646679         17406        PA        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16646720         85246        AZ        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16648423         38125        TN        20061001         20061005            20061101              20361001         20061101           ARMS              No                    360
   16648444         23059        VA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16648460         75229        TX        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16648467         60120        IL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16648502         30102        GA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16648354         20111        VA        20060901         20060824            20061001              20360901         20061201           ARMS              No                    360
   16648366         29445        SC        20060901         20060905            20061001              20360901         20061201           ARMS              No                    360
   16648508         19017        PA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16648386         32259        FL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16648389         33458        FL        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16648397         95472        CA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16648400         34997        FL        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16648544         80516        CO        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16648569         20191        VA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16646640         33033        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16646641         19977        DE        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16646632         21117        MD        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16646384         80104        CO        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16646396         75034        TX        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16646405         33912        FL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16646412         75146        TX        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16646449         80022        CO        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16646474         80601        CO        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16646485         80601        CO        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16646555         28278        NC        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16646581         28348        NC        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16646586         22172        VA        20060901         20060815            20061001              20360901         20061201           ARMS              No                    360
   16646591         20706        MD        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16646596         22701        VA        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16646599         33033        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16646603         22401        VA        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16646608         17360        PA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16644167         84094        UT        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16645959         33401        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16645981         92251        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16646288         76012        TX        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16646010         28207        NC        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16646031         21037        MD        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16646067         49504        MI        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16646070         7111         NJ        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16646074         84120        UT        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16646101         44484        OH        20061001         20060921            20061101              20361001         20061201           ARMS              No                    360
   16646130         95833        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16646156         77059        TX        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16646183         1570         MA        20060801         20060721            20060901              20360801         20061201           ARMS              No                    360
   16646212         66227        KS        20061101         20061010            20061201              20361101         20061201           ARMS              No                    360
   16646213         55051        MN        20061001         20061016            20061101              20361001         20061201           ARMS              No                    360
   16646220         33972        FL        20061001         20060822            20061101              20361001         20061101           ARMS              No                    360
   16646240         89052        NV        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16646257         76134        TX        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16644046         30311        GA        20061001         20061005            20061101              20361001         20061101           ARMS              No                    360
   16644076         80104        CO        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16644081         6824         CT        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16644091         80920        CO        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16644020         48141        MI        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16644030         89156        NV        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16643804         53066        WI        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16643860         34748        FL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16643872         34638        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16643526         60560        IL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16643530         48836        MI        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16643532         89503        NV        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16643875         20607        MD        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16643900         22192        VA        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16643934         34747        FL        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16643556         78730        TX        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16643727         21225        MD        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16643738         97267        OR        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16643743         22030        VA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16643750         44118        OH        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16643751         31520        GA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16643774         33971        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16638929         30349        GA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16638932         30039        GA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16638947         30518        GA        20061001         20060911            20061101              20361001         20061201           ARMS              No                    360
   16638952         30316        GA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16641073         34202        FL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16641086         23451        VA        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16641089         76018        TX        20060901         20060906            20061001              20360901         20061201           ARMS              No                    360
   16638970         30318        GA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16638979         94589        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16640685         34145        FL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16640692         21113        MD        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16640722         20745        MD        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16641117         34119        FL        20061001         20060831            20061101              20361001         20061201           ARMS              No                    360
   16641123         33702        FL        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16640726         37115        TN        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16640756         95833        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16640819         44118        OH        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16640835         94591        CA        20061001         20060915            20061101              20361001         20061201           ARMS              No                    360
   16640840         75093        TX        20060801         20060717            20060901              20360801         20061101           ARMS              No                    360
   16640849         92530        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16640873         94561        CA        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16641195         89156        NV        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16641201         92694        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16641203         17236        PA        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16641208         34668        FL        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16640917         32258        FL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16640927         34203        FL        20060901         20060824            20061001              20360901         20070301           ARMS              No                    360
   16640929         61341        IL        20061001         20060912            20061101              20361001         20061201           ARMS              No                    360
   16641254         97267        OR        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16640937         64157        MO        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16640975         89113        NV        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16641020         34758        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16638515         93906        CA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16634457         33484        FL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16634501         33609        FL        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16634510         94063        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16634534         20111        VA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16634544         19606        PA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16634610         63131        MO        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16634628         33404        FL        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16634652         34145        FL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16638550         34744        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16638576         76015        TX        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16634722         64130        MO        20060901         20060901            20061001              20360901         20061101           ARMS              No                    360
   16638592         89002        NV        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16638633         48204        MI        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16638668         32825        FL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16638669         95834        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16638675         20613        MD        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16638686         20774        MD        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16634761         91766        CA        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16634769         89423        NV        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16634776         22079        VA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16634782         77379        TX        20061001         20060926            20061101              20361001         20061201           ARMS              No                    360
   16634800         94062        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16638709         33404        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16638180         84005        UT        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16638221         21758        MD        20061001         20060915            20061101              20361001         20061201           ARMS              No                    360
   16638251         30215        GA        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16638310         30088        GA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16638311         95129        CA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16638319         45224        OH        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16638359         45240        OH        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16638369         94513        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16638407         89129        NV        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16638422         33325        FL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16638436         97203        OR        20061001         20060915            20061101              20361001         20061201           ARMS              No                    360
   16638481         63123        MO        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16638482         75409        TX        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16638793         80817        CO        20060901         20060905            20061001              20360901         20061101           ARMS              No                    360
   16638852         89052        NV        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16629011         95126        CA        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16629015         93901        CA        20060901         20060825            20061001              20360901         20061201           ARMS              No                    360
   16629097         33971        FL        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16629103         91316        CA        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16629106         22172        VA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16629115         33325        FL        20061001         20060905            20061101              20361001         20061201           ARMS              No                    360
   16629129         20716        MD        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16629145         80014        CO        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16632638         89109        NV        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16632643         53225        WI        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16629202         30305        GA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16632718         30157        GA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16629223         30052        GA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16629236         92009        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16629237         27614        NC        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16629245         95823        CA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16632833         96002        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16632860         92571        CA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16632867         46062        IN        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16632869         98038        WA        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16632882         87121        NM        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16632888         20032        DC        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16632990         95482        CA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16632992         6419         CT        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16633003         84092        UT        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16629311         90605        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16632253         80631        CO        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16632255         89431        NV        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16632263         92078        CA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16632281         89129        NV        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16633013         5477         VT        20060901         20060825            20061001              20360901         20061201           ARMS              No                    360
   16633014         85213        AZ        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16633020         97045        OR        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16632321         89044        NV        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16632341         45414        OH        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16633080         92113        CA        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16633088         89119        NV        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16633105         20841        MD        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16633120         29671        SC        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16633161         89506        NV        20061001         20060901            20061101              20361001         20061201           ARMS              No                    360
   16634201         35094        AL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16632366         60050        IL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16634215         35094        AL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16634236         33142        FL        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16632398         24054        VA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16632404         34769        FL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16632422         45150        OH        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16632423         80517        CO        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16632429         78223        TX        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16632432         20737        MD        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16632441         32224        FL        20061001         20060911            20061101              20361001         20061201           ARMS              No                    360
   16632453         17201        PA        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16632458         33186        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16634265         33409        FL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16634298         60025        IL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16634302         29609        SC        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16634335         94502        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16634340         89147        NV        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16632501         34639        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16632516         94503        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16632522         76542        TX        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16632539         33178        FL        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16632590         65742        MO        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16632615         91304        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16634348         23114        VA        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16634373         20710        MD        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16616547         30326        GA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16616566         33032        FL        20060901         20060815            20061001              20360901         20061201           ARMS              No                    360
   16616628         90033        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16628691         78226        TX        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16628735         32835        FL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16628881         89506        NV        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16628914         34759        FL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16628934         21217        MD        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16628956         94804        CA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16628765         84062        UT        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16628799         20832        MD        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16628827         32822        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16628859         33897        FL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16628973         33131        FL        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16628984         31904        GA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16628992         33155        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16629008         95391        CA        20061001         20060912            20061101              20361001         20061201           ARMS              No                    360
   16616450         28315        NC        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16616465         75035        TX        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16616514         20707        MD        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16616524         60543        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16616540         21703        MD        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16616472         33325        FL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16616483         44484        OH        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16616210         48206        MI        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16616245         48213        MI        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16616291         78641        TX        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16616299         33913        FL        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16616327         92602        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16616353         95833        CA        20061001         20060926            20061101              20361001         20061201           ARMS              No                    360
   16615952         22003        VA        20060601         20060516            20060701              20360601         20061101           ARMS              No                    360
   16615979         46112        IN        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16615987         21231        MD        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16612776         94531        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16612781         30143        GA        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16612802         94585        CA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16612905         44430        OH        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16612922         21226        MD        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16612939         22042        VA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16612959         80911        CO        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16616012         28205        NC        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16616048         92880        CA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16616064         22701        VA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16616072         92503        CA        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16616083         2840         RI        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16616088         30054        GA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16612970         32907        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16612973         96778        HI        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16612991         97206        OR        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16613000         76018        TX        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16613019         21208        MD        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16613020         29577        SC        20061001         20060914            20061101              20361001         20061201           ARMS              No                    360
   16613037         22066        VA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16613098         21703        MD        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16613113         85009        AZ        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16616109         45662        OH        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16616146         34769        FL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16613142         84120        UT        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16613146         22405        VA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16613165         85310        AZ        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16613173         91350        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16613177         80249        CO        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16616176         97233        OR        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16616183         43204        OH        20061001         20060831            20061101              20361001         20061101           ARMS              No                    360
   16613181         85262        AZ        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16613247         77035        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16613250         80249        CO        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16613274         93307        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16612667         62896        IL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16612678         33913        FL        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16612686         92506        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16612705         33844        FL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16611292         46203        IN        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16611654         80620        CO        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16611688         92394        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16611328         19134        PA        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16611331         21207        MD        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16611339         32713        FL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16611350         33610        FL        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16611379         97304        OR        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16611438         89148        NV        20061001         20060912            20061101              20361001         20061201           ARMS              No                    360
   16611489         31405        GA        20061001         20060920            20061101              20361001         20061201           ARMS              No                    360
   16611721         93725        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16611507         32819        FL        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16611618         44087        OH        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16611785         34986        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16611804         80134        CO        20061001         20060914            20061101              20361001         20061201           ARMS              No                    360
   16611849         29466        SC        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16611862         91335        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16611863         30040        GA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16612617         95425        CA        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16612623         95446        CA        20060901         20060818            20061001              20360901         20061201           ARMS              No                    360
   16609919         89506        NV        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16610012         85710        AZ        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16610019         48152        MI        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16610040         89113        NV        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16610072         77536        TX        20060901         20060815            20061001              20360901         20061201           ARMS              No                    360
   16610081         19144        PA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16610103         95838        CA        20061001         20060920            20061101              20361001         20061201           ARMS              No                    360
   16610135         93422        CA        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16610141         97080        OR        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16610182         20187        VA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16610222         80134        CO        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16611235         93637        CA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16611279         30296        GA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16610308         89141        NV        20060801         20060720            20060901              20360801         20061101           ARMS              No                    360
   16610309         33071        FL        20060801         20060725            20060901              20360801         20061101           ARMS              No                    360
   16611189         93446        CA        20060901         20060912            20061001              20360901         20061101           ARMS              No                    360
   16611210         27610        NC        20061001         20060907            20061101              20361001         20061201           ARMS              No                    360
   16611211         22630        VA        20060901         20060901            20061001              20360901         20061101           ARMS              No                    360
   16609828         92880        CA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16609856         32034        FL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16609883         37641        TN        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16609902         48224        MI        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16609712         33908        FL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16609731         80116        CO        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16383093         30022        GA        20060801         20060707            20060901              20360801         20061201           ARMS              No                    360
   16382794         44121        OH        20060801         20060727            20060901              20360801         20061101           ARMS              No                    360
   16382842         2118         MA        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16378153         33607        FL        20060601         20051103            20060701              20360601         20061101           ARMS              No                    360
   16377248         89131        NV        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16376920         21207        MD        20060801         20060711            20060901              20360801         20061101           ARMS              No                    360
   16376928         20112        VA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16658596         34104        FL        20060901         20060908            20061001              20360901         20061101           ARMS              No                    360
   16658599         90260        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16658580         30030        GA        20060901         20060831            20061001              20360901         20061201           ARMS              No                    360
   16658584         91765        CA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16658587         20817        MD        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16658536         94578        CA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16658537         93536        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16658538         95124        CA        20061001         20060830            20061101              20361001         20061101           ARMS              No                    360
   16658612         87114        NM        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16658614         48307        MI        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16658517         95124        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16658524         92703        CA        20061001         20060829            20061101              20361001         20061101           ARMS              No                    360
   16658512         92503        CA        20061001         20060830            20061101              20361001         20061101           ARMS              No                    360
   16658513         77382        TX        20061001         20060907            20061101              20361001         20070101           ARMS              No                    360
   16658516         7093         NJ        20060901         20060907            20061001              20360901         20061201           ARMS              No                    360
   16549653         91402        CA        20060801         20060721            20060901              20360801         20061101           ARMS              No                    360
   16549637         92882        CA        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16658502         91356        CA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16658507         94561        CA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16658508         33844        FL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16371838         94533        CA        20060701         20060609            20060801              20460701         20061201           ARMS              No                    480
   16549649         98103        WA        20060801         20060719            20060901              20360801         20061101           ARMS              No                    360
   16658510         33913        FL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16368697         77539        TX        20060701         20060703            20060801              20360701         20061101           ARMS              No                    360
   16649080         93555        CA        20060901         20060808            20061001              20360901         20061101           ARMS              No                    360
   16649081         20706        MD        20060901         20060727            20061001              20360901         20061101           ARMS              No                    360
   16368201         35226        AL        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16549610         91006        CA        20060801         20060711            20060901              20360801         20061101           ARMS              No                    360
   16368013         2189         MA        20060701         20060622            20060801              20360701         20061101           ARMS              No                    360
   16664346         95035        CA        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16649038         94513        CA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16604033         20018        DC        20060901         20060804            20061001              20360901         20061101           ARMS              No                    360
   16649041         86303        AZ        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16649043         98004        WA        20060901         20060828            20061001              20360901         20061201           ARMS              No                    360
   16649049         91016        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16649050         85202        AZ        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16672707         91750        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16649059         98273        WA        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16591469         63366        MO        20060801         20060728            20060901              20360801         20061101           ARMS              No                    360
   16649062         34288        FL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16649063         11416        NY        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16649067         14534        NY        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16649068         22903        VA        20060901         20060804            20061001              20360901         20061201           ARMS              No                    360
   16649069         91761        CA        20060801         20060711            20060901              20360801         20061101           ARMS              No                    360
   16672720         11369        NY        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16672722         85383        AZ        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16649072         10977        NY        20060901         20060808            20061001              20360901         20061101           ARMS              No                    360
   16549606         93313        CA        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16649075         20152        VA        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16649077         90027        CA        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16404446         91201        CA        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16664317         95354        CA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16629084         98390        WA        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16664324         90815        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16649017         93101        CA        20060901         20060816            20061001              20360901         20061201           ARMS              No                    360
   16649021         33021        FL        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16649026         20146        VA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16649029         92399        CA        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16704328         91016        CA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16365577         46234        IN        20060701         20060628            20060801              20360701         20061201           ARMS              No                    360
   16365578         32828        FL        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16664309         98034        WA        20061001         20060830            20061101              20361001         20061201           ARMS              No                    360
   16365654         81230        CO        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16658609         94571        CA        20061001         20060830            20061101              20361001         20061101           ARMS              No                    360
   16704320         33185        FL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16704311         92603        CA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16658606         98404        WA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16684431         21842        MD        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16684053         10605        NY        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16684059         92844        CA        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16684066         5403         VT        20060901         20060907            20061001              20360901         20061101           ARMS              No                    360
   16707969         2115         MA        20061101         20061013            20061201              20361101         20061201           ARMS              No                    360
   16629195         94044        CA        20060901         20060817            20061001              20360901         20070101           ARMS              No                    360
   16361024         84119        UT        20060701         20060621            20060801              20360701         20061101           ARMS              No                    360
   16359794         97220        OR        20060701         20060609            20060801              20360701         20061201           ARMS              No                    360
   16358332         60108        IL        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16358032         33705        FL        20060701         20060623            20060801              20360701         20061201           ARMS              No                    360
   16349510         89141        NV        20060701         20060615            20060801              20360701         20061101           ARMS              No                    360
   16349251         60449        IL        20060701         20060627            20060801              20360701         20061101           ARMS              No                    360
   16348007         35173        AL        20060701         20060629            20060801              20360701         20061201           ARMS              No                    360
   16348018         35173        AL        20060701         20060629            20060801              20360701         20061201           ARMS              No                    360
   16770418         60153        IL        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16685353         60614        IL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16685354         53204        WI        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16685356         60618        IL        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16685357         60520        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16685358         60616        IL        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16685359         60453        IL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16770421         60018        IL        20061201         20061107            20070101              20361201         20061201           ARMS              No                    360
   16770422         60482        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16770423         60622        IL        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16770424         60515        IL        20061201         20061108            20070101              20361201         20061201           ARMS              No                    360
   16677500         60629        IL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16770425         60657        IL        20061201         20061110            20070101              20361201         20061201           ARMS              No                    360
   16677501         60558        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16770426         53218        WI        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16677502         60187        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16685360         60608        IL        20061201         20061121            20070101              20361201         20061201           ARMS              No                    360
   16677503         60448        IL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16770428         60517        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16685361         60622        IL        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16677504         60634        IL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16770429         61108        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16685362         60107        IL        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16677505         60619        IL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16677506         60561        IL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16685363         60107        IL        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16685364         60176        IL        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16677507         60647        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16685365         60653        IL        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16677508         60517        IL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16677509         60525        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16685366         53207        WI        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16685367         60480        IL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16685368         60016        IL        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16685369         60660        IL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16770430         60543        IL        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16770432         60457        IL        20061201         20061103            20070101              20361201         20061201           ARMS              No                    360
   16770433         60543        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16673315         60056        IL        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16770434         60516        IL        20061201         20061122            20070101              20361201         20061201           ARMS              No                    360
   16673316         60439        IL        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16677510         60561        IL        20061101         20061002            20061201              20361101         20061201           ARMS              No                    360
   16770435         60521        IL        20061201         20061125            20070101              20361201         20061201           ARMS              No                    360
   16673317         60053        IL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16677511         60622        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16673318         60563        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16770437         60478        IL        20061201         20061102            20070101              20361201         20061201           ARMS              No                    360
   16673319         60517        IL        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16685370         60638        IL        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16770438         60630        IL        20061201         20061115            20070101              20361201         20061201           ARMS              No                    360
   16685371         60517        IL        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16770439         60638        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16685372         60480        IL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16685374         60482        IL        20061101         20061006            20061201              20361101         20061201           ARMS              No                    360
   16685375         60056        IL        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16685376         60431        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16685377         60140        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16673320         60585        IL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16673321         60622        IL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16770440         60630        IL        20061201         20061110            20070101              20361201         20061201           ARMS              No                    360
   16673322         60607        IL        20060801         20060721            20060901              20360801         20061201           ARMS              No                    360
   16673323         60142        IL        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16673324         60435        IL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16770443         60545        IL        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16673325         60449        IL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16770444         60139        IL        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16673326         60656        IL        20060801         20060717            20060901              20360801         20061101           ARMS              No                    360
   16673327         60510        IL        20060801         20060705            20060901              20360801         20061101           ARMS              No                    360
   16770446         60459        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16673328         60521        IL        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16770447         60638        IL        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16673329         60467        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16685380         60647        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16770448         60632        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16685381         60445        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16770449         60638        IL        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16685383         60651        IL        20061201         20061103            20070101              20361201         20061101           ARMS              No                    360
   16685384         60462        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16685385         60714        IL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16685386         60804        IL        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16685387         60016        IL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16685388         60459        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16685389         60462        IL        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16673330         53181        WI        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16770450         60148        IL        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16673332         33428        FL        20060801         20060707            20060901              20360801         20061201           ARMS              No                    360
   16770451         60804        IL        20061201         20061107            20070101              20361201         20061201           ARMS              No                    360
   16673333         60515        IL        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16770452         60638        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16673334         60563        IL        20060801         20060706            20060901              20360801         20061101           ARMS              No                    360
   16673335         60516        IL        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16770454         60004        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16673336         60440        IL        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16770455         60620        IL        20061201         20061110            20070101              20361201         20061201           ARMS              No                    360
   16770456         60402        IL        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16673338         60440        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16770457         60634        IL        20061201         20061108            20070101              20361201         20061201           ARMS              No                    360
   16673339         60440        IL        20060801         20060713            20060901              20360801         20061101           ARMS              No                    360
   16770458         60542        IL        20061201         20061109            20070101              20361201         20061201           ARMS              No                    360
   16685390         61008        IL        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16685391         60466        IL        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16770459         60056        IL        20061201         20061101            20070101              20361201         20061201           ARMS              No                    360
   16685392         60609        IL        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16685393         60459        IL        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16685394         60634        IL        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16685395         60632        IL        20061001         20061003            20061101              20361001         20061101           ARMS              No                    360
   16685398         60477        IL        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16673340         60490        IL        20060801         20060719            20060901              20360801         20061101           ARMS              No                    360
   16662892         60532        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16662893         60074        IL        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16662894         60193        IL        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16662895         60302        IL        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16662896         60526        IL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16662898         53202        WI        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16662899         60031        IL        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16685410         60640        IL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16650760         60123        IL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16685411         60804        IL        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16685412         60148        IL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16685413         60171        IL        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16650763         60056        IL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16650764         60005        IL        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16685414         60176        IL        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16650765         60532        IL        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16685416         60016        IL        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16650766         60611        IL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16685417         60415        IL        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16650768         60047        IL        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16685419         60527        IL        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16770400         60056        IL        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16770402         60501        IL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16770403         60638        IL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16770404         60521        IL        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16770405         60502        IL        20061101         20061019            20061201              20361101         20061201           ARMS              No                    360
   16770406         60102        IL        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16685420         60008        IL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16770407         53132        WI        20061201         20061103            20070101              20361201         20061201           ARMS              No                    360
   16685421         60091        IL        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16770408         60659        IL        20061101         20061011            20061201              20361101         20061201           ARMS              No                    360
   16770413         60626        IL        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16770414         60465        IL        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16770415         60104        IL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16224409         83301        ID        20060601         20060505            20060701              20360601         20061101           ARMS              No                    360
   16220765         77573        TX        20060601         20060515            20060701              20360601         20061201           ARMS              No                    360
   16723777         95370        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16207507         97220        OR        20060601         20060502            20060701              20360601         20061101           ARMS              No                    360
   16710739         33140        FL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16710210         34758        FL        20061101         20061030            20061201              20361101         20061201           ARMS              No                    360
   16710129         91331        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16709755         8324         NJ        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16708198         77093        TX        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16708231         76103        TX        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16708296         92019        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16708313         90715        CA        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16709518         43232        OH        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16709529         91320        CA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16709553         80534        CO        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16709654         84029        UT        20061101         20061027            20061201              20361101         20061101           ARMS             Yes                    360
   16709664         81615        CO        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16707251         98506        WA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16707791         20136        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16707863         60563        IL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16707919         85251        AZ        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16706944         91786        CA        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16706949         80138        CO        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16707014         80205        CO        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16707061         90039        CA        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16707075         92201        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16707083         32725        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16706851         85043        AZ        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16706936         55344        MN        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16706819         30506        GA        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16706791         91214        CA        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16706639         89031        NV        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16706761         20721        MD        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16706763         30253        GA        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16706545         75241        TX        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16706429         90019        CA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16704077         20115        VA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16704080         43569        OH        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16704088         92555        CA        20061101         20061011            20061201              20361101         20061101           ARMS             Yes                    360
   16704158         92673        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16704440         30809        GA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16704441         20769        MD        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16704623         89121        NV        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16697913         94558        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16703995         93449        CA        20061101         20060929            20061201              20361101         20061101           ARMS              No                    360
   16697691         95062        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16697693         28208        NC        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16697753         34786        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16697787         95747        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16697827         76234        TX        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16697838         89149        NV        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16711130         32825        FL        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   15892542         60411        IL        20060101         20051213            20060201              20360101         20061101           ARMS              No                    360
   15899479         7206         NJ        20060201         20060124            20060301              20360201         20061101           ARMS              No                    360
   15776102         90037        CA        20051001         20050926            20051101              20351001         20061101           ARMS              No                    360
   16770642         93277        CA        20061101         20061024            20061201              20361101         20061201           ARMS              No                    360
   16318267         91010        CA        20060701         20060602            20060801              20360701         20061101           ARMS              No                    360
   16314650         27265        NC        20060701         20060607            20060801              20360701         20061101           ARMS              No                    360
   16629192         85297        AZ        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16776354         20877        MD        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16684826         98201        WA        20061001         20060920            20061101              20361001         20061201           ARMS              No                    360
   16709469         2360         MA        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16798290         92823        CA        20061201         20061103            20070101              20361201         20061201           ARMS              No                    360
   16714978         91765        CA        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16798293         91342        CA        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16798295         91752        CA        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16798298         91302        CA        20061201         20061107            20070101              20361201         20061201           ARMS              No                    360
   16697698         40291        KY        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16723251         91104        CA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16704703         90680        CA        20061101         20061024            20061201              20361101         20061101           ARMS             Yes                    360
   16600555         92336        CA        20061101         20061120            20061201              20361101         20061201           ARMS              No                    360
   16704380         93033        CA        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16672610         33810        FL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16667104         21213        MD        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16770704         75219        TX        20061101         20061027            20061201              20361101         20061201           ARMS              No                    360
   16770623         91761        CA        20061101         20061025            20061201              20361101         20061201           ARMS              No                    360
   16664270         92377        CA        20061001         20060830            20061101              20361001         20061101           ARMS             Yes                    360
   16704546         92840        CA        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16672615         20737        MD        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16704385         91792        CA        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16770625         98203        WA        20061201         20061101            20070101              20361201         20061201           ARMS              No                    360
   16770626         7407         NJ        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16770627         60639        IL        20061101         20061005            20061201              20361101         20061201           ARMS              No                    360
   16704388         92801        CA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16775471         22701        VA        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16693580         97720        OR        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16704389         28273        NC        20061101         20061006            20061201              20361101         20061201           ARMS              No                    360
   16775556         7305         NJ        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16767376         55428        MN        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16785196         74012        OK        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16778780         98273        WA        20061101         20061025            20061201              20361101         20061201           ARMS              No                    360
   16778862         91706        CA        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16772969         91977        CA        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16723262         98072        WA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16672620         92557        CA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16770630         91780        CA        20061101         20061003            20061201              20361101         20061201           ARMS              No                    360
   16704633         95632        CA        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16693033         94803        CA        20061201         20061208            20070101              20361201         20061201           ARMS              No                    360
   16770631         34684        FL        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16721564         29910        SC        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16704392         95605        CA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16723347         34609        FL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16684126         85226        AZ        20061001         20060921            20061101              20361001         20061201           ARMS              No                    360
   16649054         91801        CA        20060901         20060824            20061001              20360901         20061201           ARMS              No                    360
   16770635         98223        WA        20061101         20061030            20061201              20361101         20061201           ARMS              No                    360
   16790238         27214        NC        20061201         20061205            20070101              20361201         20061201           ARMS              No                    360
   16704396         89149        NV        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16770636         92880        CA        20061101         20061025            20061201              20361101         20061201           ARMS              No                    360
   16776451         55407        MN        20061201         20061204            20070101              20361201         20061201           ARMS             Yes                    360
   16664366         98424        WA        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16672709         94601        CA        20061001         20060901            20061101              20361001         20061201           ARMS              No                    360
   16764951         85373        AZ        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16707947         95363        CA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16778077         85050        AZ        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16768198         11385        NY        20061101         20061108            20061201              20361101         20061101           ARMS              No                    360
   16684210         20770        MD        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16649300         98003        WA        20060501         20060427            20060601              20360501         20061101           ARMS              No                    360
   16684050         34741        FL        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16649302         30044        GA        20060601         20060522            20060701              20360601         20061101           ARMS              No                    360
   16770641         90220        CA        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16723438         91763        CA        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16664291         94534        CA        20061001         20060912            20061101              20361001         20061201           ARMS              No                    360
   16775730         89030        NV        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16649308         2645         MA        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16684057         92337        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16707871         85728        AZ        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16768361         90605        CA        20061101         20061009            20061201              20361101         20061201           ARMS              No                    360
   16773078         95817        CA        20061201         20061204            20070101              20361201         20061201           ARMS              No                    360
   16691980         92869        CA        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16764961         91362        CA        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16770568         10012        NY        20061101         20061005            20061201              20361101         20061201           ARMS              No                    360
   16697165         20012        DC        20061201         20061201            20070101              20361201         20061201           ARMS              No                    360
   16767473         89128        NV        20061201         20061204            20070101              20361201         20061201           ARMS              No                    360
   16709738         33971        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16711062         21224        MD        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16708132         94804        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16704019         33971        FL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16707242         33971        FL        20060901         20060804            20061001              20360901         20061101           ARMS              No                    360
   16649310         20721        MD        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16704570         92883        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16640904         48043        MI        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16710971         34953        FL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16718730         60564        IL        20061101         20061103            20061201              20361101         20061101           ARMS              No                    360
   16709901         22041        VA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16648342         95351        CA        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16729508         81526        CO        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16709584         85239        AZ        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16770659         33309        FL        20061101         20061026            20061201              20361101         20061201           ARMS              No                    360
   16670310         46032        IN        20061001         20061004            20061101              20361001         20061101           ARMS             Yes                    360
   16730107         30168        GA        20061201         20061205            20070101              20361201         20061201           ARMS              No                    360
   16718023         23059        VA        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16708224         94115        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16694112         33163        FL        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16780703         85388        AZ        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16780704         91321        CA        20061101         20061024            20061201              20361101         20061201           ARMS              No                    360
   16684234         20121        VA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16780706         94502        CA        20061101         20061101            20061201              20361101         20061201           ARMS              No                    360
   16780708         22602        VA        20061101         20061101            20061201              20361101         20061201           ARMS              No                    360
   16780709         93591        CA        20061201         20061102            20070101              20361201         20061201           ARMS              No                    360
   16704587         95150        CA        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16649327         22193        VA        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16717775         44128        OH        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16681488         33570        FL        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16684794         11106        NY        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16764989         6076         CT        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16718115         55102        MN        20061201         20061204            20070101              20361201         20061201           ARMS              No                    360
   16780711         20878        MD        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16723543         20774        MD        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16780714         33955        FL        20061101         20061103            20061201              20361101         20061101           ARMS              No                    360
   16714637         22033        VA        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16649333         30044        GA        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16681733         20886        MD        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16780715         94043        CA        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16728714         85735        AZ        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16770592         33126        FL        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16693318         22015        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16729525         32803        FL        20061101         20061107            20061201              20361101         20061201           ARMS              No                    360
   16780637         85044        AZ        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16704596         94513        CA        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16688523         93241        CA        20061101         20061017            20061201              20361101         20061101           ARMS             Yes                    360
   16770676         22603        VA        20061101         20061024            20061201              20361101         20061201           ARMS              No                    360
   16765169         98248        WA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16646585         93551        CA        20061001         20060929            20061101              20361001         20061101           ARMS             Yes                    360
   16649339         20002        DC        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16599185         23464        VA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16599186         23320        VA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16778198         80014        CO        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16717230         91745        CA        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16731733         24017        VA        20060801         20060807            20060901              20360801         20061101           ARMS              No                    360
   16595150         31044        GA        20061001         20060901            20061101              20361001         20061201           ARMS             Yes                    360
   16684412         85297        AZ        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16649340         30605        GA        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16728009         92395        CA        20061201         20061205            20070101              20361201         20061201           ARMS              No                    360
   16708084         96022        CA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16708328         34747        FL        20061101         20061013            20061201              20361101         20061201           ARMS              No                    360
   16629029         34105        FL        20060901         20060818            20061001              20360901         20061201           ARMS              No                    360
   16694135         33063        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16714809         93638        CA        20061101         20061030            20061201              20361101         20061101           ARMS             Yes                    360
   16684173         93035        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16780808         46360        IN        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16696551         31525        GA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16780729         91709        CA        20061201         20061101            20070101              20361201         20061201           ARMS              No                    360
   16397276         93702        CA        20060901         20060824            20061001              20360901         20061101           ARMS             Yes                    360
   16704053         20170        VA        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16717240         32259        FL        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16714019         22309        VA        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16780810         92592        CA        20061201         20061101            20070101              20361201         20061201           ARMS              No                    360
   16708171         8260         NJ        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16244545         33150        FL        20060501         20060413            20060601              20360501         20061101           ARMS              No                    360
   16717243         85382        AZ        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16728016         32821        FL        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16716272         92675        CA        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16629035         95621        CA        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16780731         85254        AZ        20061201         20061102            20070101              20361201         20061201           ARMS              No                    360
   16658504         90602        CA        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16697611         85282        AZ        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16775228         33172        FL        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16723569         11520        NY        20060601         20060524            20060701              20360601         20061101           ARMS              No                    360
   16775067         29420        SC        20061201         20061114            20070101              20361201         20061201           ARMS              No                    360
   16714579         4084         ME        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16658428         91732        CA        20061001         20060911            20061101              20361001         20061201           ARMS              No                    360
   16770695         92883        CA        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16663858         81505        CO        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16709313         92102        CA        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16707451         89110        NV        20061201         20061201            20070101              20361201         20061201           ARMS             Yes                    360
   16717172         98019        WA        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16717173         92408        CA        20061101         20061012            20061201              20361101         20061201           ARMS              No                    360
   16780822         34120        FL        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16684434         94509        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16780824         21045        MD        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16717258         33311        FL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16708267         34638        FL        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16706728         33411        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16770781         93622        CA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16798304         11206        NY        20061201         20061115            20070101              20361201         20061201           ARMS              No                    360
   16780826         98026        WA        20061101         20061027            20061201              20361101         20061201           ARMS              No                    360
   16349359         20850        MD        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16684358         89115        NV        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16687823         30294        GA        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16723025         30310        GA        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16714118         46220        IN        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16650843         7419         NJ        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16706571         85024        AZ        20061101         20061030            20061201              20361101         20061201           ARMS              No                    360
   16658602         93638        CA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16798310         98117        WA        20061201         20061103            20070101              20361201         20061201           ARMS              No                    360
   16713782         27405        NC        20061101         20061106            20061201              20361101         20061101           ARMS              No                    360
   16717266         95133        CA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16713783         60107        IL        20061101         20061102            20061201              20361101         20061101           ARMS              No                    360
   16728912         46208        IN        20060601         20060528            20060701              20360601         20061101           ARMS              No                    360
   16718158         32092        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16780754         33446        FL        20061201         20061103            20070101              20361201         20061201           ARMS              No                    360
   16706738         78233        TX        20061101         20061102            20061201              20361101         20061101           ARMS              No                    360
   16692545         48043        MI        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16684446         33029        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16780838         34116        FL        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16772495         91344        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16658448         98201        WA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16649297         37312        TN        20060301         20060228            20060401              20360301         20061101           ARMS              No                    360
   16730242         85379        AZ        20061201         20061120            20070101              20361201         20061201           ARMS             Yes                    360
   16704326         7306         NJ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16785210         23462        VA        20061201         20061205            20070101              20361201         20061201           ARMS              No                    360
   16684531         90638        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16629152         35209        AL        20060901         20060816            20061001              20360901         20061201           ARMS              No                    360
   16704339         94111        CA        20061101         20061007            20061201              20361101         20061101           ARMS              No                    360
   16707047         95632        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16728091         55109        MN        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16658646         60646        IL        20061101         20061003            20061201              20361101         20061201           ARMS              No                    360
   16775288         21740        MD        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16658487         33764        FL        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16695899         98055        WA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16773110         55422        MN        20061201         20061205            20070101              20361201         20061201           ARMS              No                    360
   16770520         85374        AZ        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16770601         91770        CA        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16638175         85349        AZ        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16778207         19148        PA        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16728169         85335        AZ        20061201         20061204            20070101              20361201         20061201           ARMS              No                    360
   16775376         8332         NJ        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16684819         22553        VA        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16729856         84097        UT        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16692758         37211        TN        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16798286         91381        CA        20061201         20061106            20070101              20361201         20061201           ARMS              No                    360
   16778765         19027        PA        20061201         20061110            20070101              20361201         20061201           ARMS              No                    360
   16658499         98037        WA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16687885         28226        NC        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16723241         55448        MN        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16770610         85258        AZ        20061101         20061024            20061201              20361101         20061201           ARMS              No                    360
   16730290         98201        WA        20061201         20061205            20070101              20361201         20061201           ARMS              No                    360
   16731262         24112        VA        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16710850         2368         MA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16649031         21623        MD        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16672523         94603        CA        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16770602         33908        FL        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16713353         22556        VA        20061201         20061204            20070101              20361201         20061201           ARMS              No                    360
   16680531         48706        MI        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16713274         92028        CA        20061201         20061208            20070101              20361201         20061201           ARMS              No                    360
   16707911         20132        VA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16704528         48009        MI        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16684810         22153        VA        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16696231         93551        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16723952         85338        AZ        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16706942         30236        GA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16778115         30281        GA        20061201         20061201            20070101              20361201         20061201           ARMS              No                    360
   16775523         21702        MD        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16719165         22044        VA        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16684804         11940        NY        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16706935         48184        MI        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16649650         32541        FL        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16676381         85283        AZ        20061101         20061020            20061201              20361101         20061201           ARMS             Yes                    360
   16684806         91765        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16684807         97701        OR        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16684483         95206        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16723868         90247        CA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16728146         63366        MO        20061201         20061114            20070101              20361201         20061201           ARMS              No                    360
   16715038         33407        FL        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16770507         91006        CA        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16775512         22701        VA        20061101         20061103            20061201              20361101         20061101           ARMS              No                    360
   16776403         24019        VA        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16707815         90002        CA        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16722962         55347        MN        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16629165         20743        MD        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16684554         91006        CA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16691925         30043        GA        20061101         20061026            20061201              20361101         20061201           ARMS             Yes                    360
   16776327         29466        SC        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16767417         4240         ME        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16723224         32835        FL        20060601         20060524            20060701              20360601         20061101           ARMS              No                    360
   16665210         33605        FL        20061201         20061205            20070101              20361201         20061201           ARMS              No                    360
   16770511         85086        AZ        20061101         20061026            20061201              20361101         20061201           ARMS              No                    360
   16770513         94621        CA        20061101         20061011            20061201              20361101         20061201           ARMS              No                    360
   16707903         91744        CA        20061101         20061006            20061201              20361101         20061201           ARMS              No                    360
   16719162         20191        VA        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16629173         20147        VA        20060901         20060818            20061001              20360901         20061201           ARMS              No                    360
   16684802         23860        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16710556         7083         NJ        20061201         20061127            20070101              20361201         20061201           ARMS              No                    360
   16714534         85206        AZ        20061201         20061103            20070101              20361201         20061201           ARMS              No                    360
   16718172         20879        MD        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16718092         55102        MN        20061201         20061128            20070101              20361201         20061201           ARMS              No                    360
   16728055         89123        NV        20061201         20061129            20070101              20361201         20061201           ARMS              No                    360
   16718174         21075        MD        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16714515         10023        NY        20061201         20061127            20070101              20361201         20061201           ARMS              No                    360
   16716223         32127        FL        20061201         20061108            20070101              20361201         20061201           ARMS              No                    360
   16658460         11429        NY        20060801         20060725            20060901              20360801         20070101           ARMS              No                    360
   16772671         95136        CA        20061101         20061013            20061201              20361101         20061201           ARMS              No                    360
   16681951         89178        NV        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16718177         95648        CA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16798251         98065        WA        20061201         20061107            20070101              20361201         20061201           ARMS              No                    360
   16780774         90002        CA        20061201         20061101            20070101              20361201         20061201           ARMS              No                    360
   16684384         80219        CO        20061101         20061106            20061201              20361101         20061101           ARMS              No                    360
   16658465         10994        NY        20060901         20060905            20061001              20360901         20061101           ARMS              No                    360
   16798092         20902        MD        20061201         20061201            20070101              20361201         20061201           ARMS              No                    360
   16718024         23116        VA        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16665757         29673        SC        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16780778         92555        CA        20061201         20061101            20070101              20361201         20061201           ARMS              No                    360
   16780698         85239        AZ        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16773012         33409        FL        20061201         20061130            20070101              20361201         20061201           ARMS              No                    360
   16664311         37379        TN        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16664230         89429        NV        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16731316         98273        WA        20061201         20061201            20070101              20361201         20061201           ARMS              No                    360
   16700143         30052        GA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16709189         90045        CA        20061101         20061109            20061201              20361101         20061101           ARMS              No                    360
   16706340         30004        GA        20061201         20061101            20070101              20361201         20061201           ARMS              No                    360
   16707549         85037        AZ        20061201         20061113            20070101              20361201         20061201           ARMS              No                    360
   16692016         92869        CA        20061201         20061120            20070101              20361201         20061201           ARMS              No                    360
   16693050         85249        AZ        20061101         20061109            20061201              20361101         20061101           ARMS              No                    360
   16687878         30253        GA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16687943         93308        CA        20061201         20061121            20070101              20361201         20061201           ARMS              No                    360
   16687978         29576        SC        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16691857         85017        AZ        20061101         20061106            20061201              20361101         20061101           ARMS              No                    360
   16691878         92571        CA        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16685291         49644        MI        20061101         20061102            20061201              20361101         20061201           ARMS             Yes                    360
   16685526         95132        CA        20061101         20061116            20061201              20361101         20061101           ARMS              No                    360
   16676404         29576        SC        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16676446         80403        CO        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16679156         98075        WA        20061101         20061103            20061201              20361101         20061101           ARMS              No                    360
   16680995         1085         MA        20061201         20061110            20070101              20361201         20061201           ARMS              No                    360
   16674782         95503        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16674791         89123        NV        20061101         20060928            20061201              20361101         20061101           ARMS              No                    360
   16676516         33066        FL        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16676528         32807        FL        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16676550         78245        TX        20060901         20060816            20061001              20360901         20061201           ARMS              No                    360
   16676564         75166        TX        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16676580         75166        TX        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16676584         94514        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16674615         98604        WA        20061101         20061009            20061201              20361101         20061101           ARMS              No                    360
   16676667         89431        NV        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16676703         49348        MI        20061101         20061009            20061201              20361101         20061101           ARMS              No                    360
   16674667         33140        FL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16676881         92703        CA        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16676884         78634        TX        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16674216         30039        GA        20061101         20061103            20061201              20361101         20061101           ARMS              No                    360
   16674317         84116        UT        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16674500         34110        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16673013         76252        TX        20061101         20061013            20061201              20361101         20061201           ARMS              No                    360
   16673017         20710        MD        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16673029         22191        VA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16673042         22191        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16673045         20010        DC        20061001         20061003            20061101              20361001         20061101           ARMS              No                    360
   16673071         20147        VA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16673094         21217        MD        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16673099         30016        GA        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16673115         20613        MD        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16673118         23832        VA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16674021         17360        PA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16674066         20148        VA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16672842         29687        SC        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16674119         84106        UT        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16674136         75248        TX        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16674151         91601        CA        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16672883         34689        FL        20061101         20061024            20061201              20361101         20061201           ARMS              No                    360
   16672944         30317        GA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16672653         33433        FL        20061101         20061002            20061201              20361101         20061201           ARMS              No                    360
   16672744         34120        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16672761         84060        UT        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16672659         29926        SC        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16672672         98270        WA        20061001         20060921            20061101              20361001         20061201           ARMS              No                    360
   16672686         20640        MD        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16672692         93312        CA        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16667430         76559        TX        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16667434         83616        ID        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16670254         93725        CA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16670391         20879        MD        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16670396         29206        SC        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16670427         85086        AZ        20061101         20061026            20061201              20361101         20061201           ARMS              No                    360
   16670463         97213        OR        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16670539         85086        AZ        20061101         20061016            20061201              20361101         20061201           ARMS              No                    360
   16670805         20110        VA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16670838         93307        CA        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16670639         33414        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16670718         30349        GA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16670746         76179        TX        20061101         20061030            20061201              20361101         20061201           ARMS              No                    360
   16670750         44102        OH        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16670798         20110        VA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16672386         94509        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16672388         92881        CA        20060901         20060802            20061001              20360901         20061101           ARMS              No                    360
   16672406         34747        FL        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16672414         75061        TX        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16672560         89131        NV        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16672565         77505        TX        20061101         20061016            20061201              20361101         20061201           ARMS              No                    360
   16667176         40211        KY        20061001         20061004            20061101              20361001         20061101           ARMS              No                    360
   16667181         85257        AZ        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16667229         93312        CA        20061101         20060929            20061201              20361101         20061201           ARMS              No                    360
   16667232         85213        AZ        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16667335         33063        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16667369         89149        NV        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16667381         37875        TN        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16667406         78745        TX        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16667056         83642        ID        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16667064         83642        ID        20060901         20060910            20061001              20360901         20061101           ARMS              No                    360
   16667091         90011        CA        20061101         20061001            20061201              20361101         20061101           ARMS              No                    360
   16666795         89142        NV        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16666826         30038        GA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16666829         89148        NV        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16666959         43213        OH        20061001         20061003            20061101              20361001         20061101           ARMS              No                    360
   16666971         23452        VA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16665550         30315        GA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16665555         29356        SC        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16665637         49503        MI        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16664071         30016        GA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16664078         92881        CA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16664091         95401        CA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16665661         33604        FL        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16665702         64055        MO        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16664098         32207        FL        20061001         20061003            20061101              20361001         20061201           ARMS              No                    360
   16664132         43054        OH        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16665780         75115        TX        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16664182         75965        TX        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16664191         93637        CA        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16664205         19966        DE        20061101         20061026            20061201              20361101         20061201           ARMS              No                    360
   16664248         95758        CA        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16664308         80813        CO        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16664318         22193        VA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16664341         60527        IL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16664344         84606        UT        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16664363         93444        CA        20060901         20060825            20061001              20360901         20061201           ARMS              No                    360
   16664411         92064        CA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16664467         89015        NV        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16664528         30331        GA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16665896         94541        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16662648         94513        CA        20061001         20061003            20061101              20361001         20061101           ARMS              No                    360
   16663959         55038        MN        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16662806         93306        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16663753         30132        GA        20061001         20060925            20061101              20361001         20061201           ARMS              No                    360
   16663764         71241        LA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16663765         20748        MD        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16663771         92606        CA        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16663782         60419        IL        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16663801         60104        IL        20061101         20061025            20061201              20361101         20061201           ARMS             Yes                    360
   16663806         91790        CA        20061101         20060929            20061201              20361101         20061101           ARMS              No                    360
   16663855         93306        CA        20061001         20060912            20061101              20361001         20061201           ARMS              No                    360
   16662586         91356        CA        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16662591         91739        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16662443         90746        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16662462         20111        VA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16662523         94533        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16662339         78260        TX        20060801         20060725            20060901              20360801         20061101           ARMS              No                    360
   16662364         78209        TX        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16662368         54302        WI        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16661983         20147        VA        20060801         20060802            20060901              20360801         20061101           ARMS             Yes                    360
   16661985         85213        AZ        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16662377         33131        FL        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16662396         43068        OH        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16662408         80126        CO        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16662026         80222        CO        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16662053         93063        CA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16662071         89102        NV        20061001         20060921            20061101              20361001         20061201           ARMS              No                    360
   16662103         93561        CA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16662119         33141        FL        20060301         20060223            20060401              20360301         20061101           ARMS              No                    360
   16662175         93637        CA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16662177         87124        NM        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16662200         89131        NV        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16662245         32809        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16765178         90262        CA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16302059         85029        AZ        20060701         20060612            20060801              20360701         20061101           ARMS              No                    360
   16105854         23704        VA        20060301         20060206            20060401              20360301         20061101           ARMS              No                    360
   16196522         77586        TX        20060501         20060525            20060601              20360501         20061201           ARMS              No                    360
   16206192         92399        CA        20060601         20060519            20060701              20360601         20061101           ARMS              No                    360
   16224415         75402        TX        20060701         20060609            20060801              20360701         20061101           ARMS              No                    360
   16233941         43081        OH        20060601         20060530            20060701              20360601         20061101           ARMS              No                    360
   16239926         80010        CO        20060401         20060330            20060501              20360401         20061101           ARMS              No                    360
   16242904         33032        FL        20060601         20060516            20060701              20360601         20061101           ARMS              No                    360
   16243300         65633        MO        20060301         20060208            20060401              20360301         20061201           ARMS              No                    360
   16243367         80260        CO        20060601         20060531            20060701              20360601         20061101           ARMS              No                    360
   16247927         98503        WA        20060601         20060523            20060701              20360601         20061101           ARMS              No                    360
   16247968         55422        MN        20060701         20060602            20060801              20360701         20061101           ARMS              No                    360
   16248334         75020        TX        20060601         20060606            20060701              20360601         20061101           ARMS              No                    360
   16248343         75020        TX        20060601         20060606            20060701              20360601         20061101           ARMS              No                    360
   16248350         75020        TX        20060601         20060606            20060701              20360601         20061101           ARMS              No                    360
   16248403         85226        AZ        20060501         20060427            20060601              20360501         20061101           ARMS              No                    360
   16295155         48864        MI        20060701         20060615            20060801              20360701         20061101           ARMS              No                    360
   16295719         85243        AZ        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16300637         85040        AZ        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16723865         85213        AZ        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16728528         94703        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16300754         90028        CA        20060701         20060602            20060801              20360701         20061201           ARMS              No                    360
   16301417         32068        FL        20060801         20060707            20060901              20360801         20061101           ARMS              No                    360
   16303744         33015        FL        20060601         20060530            20060701              20360601         20061101           ARMS              No                    360
   16304045         7107         NJ        20060901         20060823            20061001              20360901         20061101           ARMS             Yes                    360
   16304110         85024        AZ        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16326336         2472         MA        20060801         20060710            20060901              20360801         20061101           ARMS              No                    360
   16326346         30273        GA        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16326823         91710        CA        20060701         20060609            20060801              20360701         20061101           ARMS              No                    360
   16332070         38122        TN        20060701         20060614            20060801              20360701         20061101           ARMS              No                    360
   16335215         2871         RI        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16335593         80010        CO        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16303343         81611        CO        20060701         20060627            20060801              20360701         20061101           ARMS              No                    360
   16345992         29575        SC        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16346007         95843        CA        20060701         20060619            20060801              20360701         20061101           ARMS              No                    360
   16346159         85213        AZ        20060801         20060712            20060901              20360801         20061101           ARMS              No                    360
   16346414         33435        FL        20060601         20060531            20060701              20360601         20061101           ARMS              No                    360
   16347689         75020        TX        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16347787         11691        NY        20060701         20060607            20060801              20360701         20061101           ARMS              No                    360
   16347810         10457        NY        20060701         20060608            20060801              20360701         20061101           ARMS              No                    360
   16347811         33993        FL        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16347907         80516        CO        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16348024         34747        FL        20060701         20060621            20060801              20360701         20061101           ARMS              No                    360
   16348028         35173        AL        20060701         20060629            20060801              20360701         20061201           ARMS              No                    360
   16349369         33406        FL        20060701         20060621            20060801              20360701         20061101           ARMS              No                    360
   16349821         85338        AZ        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16358356         21225        MD        20060801         20060705            20060901              20360801         20061101           ARMS              No                    360
   16359028         91361        CA        20060701         20060627            20060801              20360701         20061101           ARMS              No                    360
   16359876         84403        UT        20060701         20060627            20060801              20360701         20061101           ARMS              No                    360
   16361328         27703        NC        20060801         20060804            20060901              20360801         20061101           ARMS              No                    360
   16361532         85028        AZ        20060701         20060606            20060801              20360701         20061101           ARMS              No                    360
   16365555         85268        AZ        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16368252         78748        TX        20060701         20060706            20060801              20360701         20061101           ARMS              No                    360
   16368308         30092        GA        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16368470         89145        NV        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16371816         33843        FL        20060801         20060717            20060901              20360801         20061101           ARMS              No                    360
   16372138         85331        AZ        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16374862         89030        NV        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16374893         63139        MO        20060701         20060703            20060801              20360701         20061101           ARMS              No                    360
   16376108         85365        AZ        20060801         20060706            20060901              20360801         20061201           ARMS             Yes                    360
   16377310         91915        CA        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16377346         76051        TX        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16377407         76692        TX        20060801         20060717            20060901              20360801         20061101           ARMS              No                    360
   16382723         6840         CT        20060801         20060731            20060901              20360801         20061201           ARMS              No                    360
   16383174         33180        FL        20060801         20060705            20060901              20360801         20061101           ARMS              No                    360
   16384019         7107         NJ        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16387370         78501        TX        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16390212         30040        GA        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16392577         32250        FL        20060701         20060705            20060801              20360701         20061101           ARMS              No                    360
   16395213         7480         NJ        20061001         20060901            20061101              20361001         20061201           ARMS              No                    360
   16400897         10701        NY        20060801         20060721            20060901              20360801         20061101           ARMS              No                    360
   16401917         11704        NY        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16402108         85243        AZ        20060801         20060720            20060901              20360801         20061101           ARMS              No                    360
   16402469         76140        TX        20060801         20060720            20060901              20360801         20061101           ARMS              No                    360
   16402788         85008        AZ        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16403969         93725        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16404092         90291        CA        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16404344         98032        WA        20060801         20060718            20060901              20360801         20061101           ARMS              No                    360
   16405455         60649        IL        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16405796         6776         CT        20060801         20060727            20060901              20360801         20061101           ARMS              No                    360
   16407032         11746        NY        20060701         20060530            20060801              20360701         20061101           ARMS              No                    360
   16407092         21206        MD        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16407228         53226        WI        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16407372         89113        NV        20060801         20060728            20060901              20360801         20061101           ARMS              No                    360
   16419026         89109        NV        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16419553         33032        FL        20060801         20060726            20060901              20360801         20061101           ARMS              No                    360
   16419956         75056        TX        20060301         20060222            20060401              20360301         20061101           ARMS              No                    360
   16420134         33543        FL        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16420151         93535        CA        20060801         20060728            20060901              20360801         20061101           ARMS              No                    360
   16420253         91737        CA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16422696         85086        AZ        20060901         20060804            20061001              20360901         20061101           ARMS              No                    360
   16422770         35401        AL        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16422975         85041        AZ        20060701         20060626            20060801              20360701         20061201           ARMS             Yes                    360
   16468103         95834        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16468109         7108         NJ        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16468173         28215        NC        20060901         20060818            20061001              20360901         20061101           ARMS             Yes                    360
   16468449         79932        TX        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16540116         7047         NJ        20060901         20060803            20061001              20360901         20061201           ARMS             Yes                    360
   16540452         80921        CO        20060901         20060804            20061001              20360901         20061101           ARMS              No                    360
   16543975         85396        AZ        20060901         20060810            20061001              20360901         20061101           ARMS             Yes                    360
   16544209         21076        MD        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16544277         89113        NV        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16545027         30655        GA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16545455         85383        AZ        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16546034         11968        NY        20060901         20060808            20061001              20360901         20061101           ARMS              No                    360
   16546280         23805        VA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16546416         34689        FL        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16549435         92592        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16549578         19938        DE        20060801         20060731            20060901              20360801         20061101           ARMS              No                    360
   16549641         76210        TX        20060801         20060726            20060901              20360801         20061101           ARMS              No                    360
   16549850         33837        FL        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16549871         86301        AZ        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16550027         30088        GA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16550052         80016        CO        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16551721         76052        TX        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16551997         77356        TX        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16552072         95828        CA        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16562480         75021        TX        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16562543         32725        FL        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16562891         85207        AZ        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16563141         7079         NJ        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16563280         85029        AZ        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16563285         85033        AZ        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16564618         33618        FL        20060901         20060803            20061001              20360901         20061101           ARMS              No                    360
   16564678         49503        MI        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16564741         92880        CA        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16564762         98665        WA        20061001         20060906            20061101              20361001         20061201           ARMS              No                    360
   16564898         80456        CO        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16564960         99508        AK        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16567535         19152        PA        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16567666         10940        NY        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16567695         31405        GA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16567782         80601        CO        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16567846         85281        AZ        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16568802         85383        AZ        20060901         20060817            20061001              20360901         20061201           ARMS              No                    360
   16568949         86409        AZ        20060801         20060728            20060901              20360801         20061101           ARMS              No                    360
   16569212         32825        FL        20060901         20060824            20061001              20360901         20061101           ARMS             Yes                    360
   16570376         91501        CA        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16570470         91784        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16570472         24517        VA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16570619         30008        GA        20060901         20060901            20061001              20360901         20061101           ARMS              No                    360
   16570638         94513        CA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16570640         80910        CO        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16570695         85086        AZ        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16570750         89118        NV        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16571493         77003        TX        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16571519         20155        VA        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16571618         76180        TX        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16571631         60440        IL        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16571651         94513        CA        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16571679         78040        TX        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16571694         85301        AZ        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16571719         85259        AZ        20061001         20060901            20061101              20361001         20061201           ARMS              No                    360
   16571851         23606        VA        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16572006         77088        TX        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16572026         21211        MD        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16572029         10472        NY        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16572106         91710        CA        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16574892         29461        SC        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16574917         34743        FL        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16575309         32725        FL        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16585457         32233        FL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16585543         84043        UT        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16585547         84043        UT        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16585555         7306         NJ        20061101         20061005            20061201              20361101         20061201           ARMS              No                    360
   16585642         7206         NJ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16585670         32725        FL        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16585675         32725        FL        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16585677         32725        FL        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16585679         84043        UT        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16585738         32607        FL        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16585759         76108        TX        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16585770         30083        GA        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16586050         80922        CO        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16586052         85202        AZ        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16586139         95693        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16591096         30311        GA        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16591098         85208        AZ        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16591291         85085        AZ        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16591345         97267        OR        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16591369         85224        AZ        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16591381         89408        NV        20061001         20060816            20061101              20361001         20061101           ARMS              No                    360
   16591407         20152        VA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16591408         12206        NY        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16591461         97233        OR        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16591586         30213        GA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16591590         30093        GA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16594788         85027        AZ        20060901         20060830            20061001              20360901         20061101           ARMS             Yes                    360
   16594802         85242        AZ        20061001         20060911            20061101              20361001         20061201           ARMS              No                    360
   16594808         85037        AZ        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16594871         85629        AZ        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16595002         7055         NJ        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16595007         33467        FL        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16595092         2780         MA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16595212         98626        WA        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16595229         78664        TX        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16595242         33810        FL        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16595266         75040        TX        20060801         20060728            20060901              20360801         20061101           ARMS              No                    360
   16595276         75002        TX        20060801         20060801            20060901              20360801         20061101           ARMS              No                    360
   16595310         75043        TX        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16595328         98902        WA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16595346         90046        CA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16595352         78645        TX        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16595367         92707        CA        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16595392         95330        CA        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16595462         30215        GA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16595488         30045        GA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16596203         46052        IN        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16596264         85282        AZ        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16596269         99403        WA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16596301         85086        AZ        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16596304         85086        AZ        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16596462         7501         NJ        20060901         20060801            20061001              20360901         20061101           ARMS             Yes                    360
   16596477         8104         NJ        20061001         20061006            20061101              20361001         20061101           ARMS              No                    360
   16596480         33570        FL        20060901         20060801            20061001              20360901         20061101           ARMS              No                    360
   16596595         85743        AZ        20061101         20061003            20061201              20361101         20061201           ARMS              No                    360
   16596597         91744        CA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16596808         21217        MD        20060901         20060908            20061001              20360901         20061101           ARMS              No                    360
   16596832         85338        AZ        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16597200         93637        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16597247         90292        CA        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16597288         92356        CA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16597378         98223        WA        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16597462         32084        FL        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16597467         32164        FL        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16597536         85242        AZ        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16597584         60025        IL        20060901         20060826            20061001              20360901         20061101           ARMS              No                    360
   16597623         32073        FL        20060901         20060905            20061001              20360901         20061101           ARMS              No                    360
   16597717         93534        CA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16597810         85345        AZ        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16599364         93725        CA        20061001         20060919            20061101              20361001         20061201           ARMS              No                    360
   16599602         11207        NY        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16599721         8232         NJ        20061001         20060921            20061101              20361001         20061201           ARMS              No                    360
   16599768         77845        TX        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16599820         89044        NV        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16599867         98801        WA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16599889         34614        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16600026         89030        NV        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16600029         85253        AZ        20060801         20060726            20060901              20360801         20061101           ARMS              No                    360
   16600934         30107        GA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16600964         27520        NC        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16601070         27526        NC        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16601100         55442        MN        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16601108         55304        MN        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16601122         85305        AZ        20061001         20060901            20061101              20361001         20061101           ARMS             Yes                    360
   16601199         62712        IL        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16601215         78729        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16601232         78744        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16601234         78744        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16601236         78744        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16601239         78744        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16601371         78758        TX        20060901         20060830            20061001              20360901         20061201           ARMS              No                    360
   16602651         95120        CA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16602667         89141        NV        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16602694         7513         NJ        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16602696         21224        MD        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16602699         88011        NM        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16602715         98003        WA        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16602767         85224        AZ        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16602964         90004        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16602992         85226        AZ        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16603811         32258        FL        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16603835         8901         NJ        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16603846         98198        WA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16603857         20155        VA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16603861         48224        MI        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16604113         85205        AZ        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16604139         85326        AZ        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16604170         85621        AZ        20060901         20060825            20061001              20360901         20061201           ARMS              No                    360
   16604177         33781        FL        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16604189         80631        CO        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16604267         77845        TX        20060901         20060814            20061001              20360901         20061101           ARMS              No                    360
   16604377         97739        OR        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16604441         85387        AZ        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16604474         85296        AZ        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16604520         75034        TX        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16604531         75056        TX        20060801         20060801            20060901              20360801         20061101           ARMS              No                    360
   16604560         76017        TX        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16604566         78224        TX        20060801         20060727            20060901              20360801         20061101           ARMS              No                    360
   16604575         76028        TX        20060801         20060721            20060901              20360801         20061201           ARMS              No                    360
   16604581         75160        TX        20060901         20060809            20061001              20360901         20061101           ARMS              No                    360
   16605687         32408        FL        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16605688         91403        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16605696         75020        TX        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16605715         85621        AZ        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16605716         75020        TX        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16605719         75020        TX        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16605722         90046        CA        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16605799         85041        AZ        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16605825         92571        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16605848         98030        WA        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16605883         85210        AZ        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16605968         32821        FL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16605983         85743        AZ        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16606003         85210        AZ        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16606039         30004        GA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16606107         85259        AZ        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16606171         85243        AZ        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16609631         7522         NJ        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16609657         55901        MN        20060901         20060906            20061001              20360901         20061101           ARMS              No                    360
   16609691         85041        AZ        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16609766         28277        NC        20060901         20060829            20061001              20360901         20061201           ARMS              No                    360
   16609773         92592        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16609778         85901        AZ        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16609791         94531        CA        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16609825         85323        AZ        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16609928         85015        AZ        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16609950         8804         NJ        20061001         20060911            20061101              20361001         20061201           ARMS              No                    360
   16610033         77003        TX        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16610106         30041        GA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16610144         85215        AZ        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16610163         28277        NC        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16610209         96756        HI        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16610234         19111        PA        20060901         20060802            20061001              20360901         20061101           ARMS              No                    360
   16610259         85016        AZ        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16611217         94510        CA        20061001         20060831            20061101              20361001         20061101           ARMS              No                    360
   16611273         78250        TX        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16611289         33773        FL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16611353         60091        IL        20060801         20060719            20060901              20360801         20061101           ARMS              No                    360
   16611374         85017        AZ        20060901         20060822            20061001              20360901         20061201           ARMS              No                    360
   16611406         85323        AZ        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16611420         85249        AZ        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16611435         95046        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16611453         22030        VA        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16611513         91320        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16611538         85204        AZ        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16611556         85379        AZ        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16611620         85018        AZ        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16611631         85018        AZ        20061001         20060911            20061101              20361001         20061201           ARMS              No                    360
   16611635         62034        IL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16611638         84015        UT        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16611723         53206        WI        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16611813         94560        CA        20061001         20060830            20061101              20361001         20061101           ARMS              No                    360
   16611939         85743        AZ        20061101         20060927            20061201              20361101         20061101           ARMS              No                    360
   16612612         7746         NJ        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16612616         32210        FL        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16612661         23111        VA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16612679         55122        MN        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16612685         33781        FL        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16612771         30543        GA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16612833         77014        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16612853         33916        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16612856         93725        CA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16612866         85364        AZ        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16612868         85236        AZ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16612908         22601        VA        20061001         20060831            20061101              20361001         20061201           ARMS              No                    360
   16612951         7512         NJ        20061001         20060831            20061101              20361001         20061101           ARMS              No                    360
   16612952         84041        UT        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16613017         85009        AZ        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16613018         55372        MN        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16613033         54603        WI        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16613035         40356        KY        20061001         20060926            20061101              20361001         20061201           ARMS              No                    360
   16613040         85713        AZ        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16613057         97034        OR        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16613131         85086        AZ        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16613236         34741        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16613240         32828        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16613291         85243        AZ        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16613296         85364        AZ        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16615953         32832        FL        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16616030         34110        FL        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16616035         85382        AZ        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16616066         90254        CA        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16616220         43605        OH        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16616256         93625        CA        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16616266         35242        AL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16616324         98662        WA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16616475         85023        AZ        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16616526         85232        AZ        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16616557         98902        WA        20061101         20060929            20061201              20361101         20061101           ARMS              No                    360
   16616558         98902        WA        20061101         20060929            20061201              20361101         20061101           ARMS              No                    360
   16628724         86409        AZ        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16628772         6010         CT        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16628959         85306        AZ        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16629171         97006        OR        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16629193         85035        AZ        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16629260         85042        AZ        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16629264         85043        AZ        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16632257         85323        AZ        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16632320         91739        CA        20061101         20061018            20061201              20361101         20061201           ARMS              No                    360
   16632339         21804        MD        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16632343         28348        NC        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16632358         20105        VA        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16632362         32714        FL        20061101         20061005            20061201              20361101         20061201           ARMS              No                    360
   16632409         7306         NJ        20061001         20060920            20061101              20361001         20061201           ARMS              No                    360
   16632462         33569        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16632476         90805        CA        20060901         20060815            20061001              20360901         20061101           ARMS              No                    360
   16632502         85251        AZ        20061001         20060925            20061101              20361001         20061101           ARMS             Yes                    360
   16632551         20112        VA        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16632622         85013        AZ        20061001         20060913            20061101              20361001         20061201           ARMS              No                    360
   16632663         55386        MN        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16632841         98047        WA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16633021         92392        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16633074         85037        AZ        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16633103         85383        AZ        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16634181         8831         NJ        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16634182         32825        FL        20061001         20060925            20061101              20361001         20061101           ARMS             Yes                    360
   16634229         7105         NJ        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16634261         90805        CA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16634266         98290        WA        20060901         20060821            20061001              20360901         20061101           ARMS              No                    360
   16634316         37341        TN        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16634323         94561        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16634446         85254        AZ        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16634547         95608        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16634600         85621        AZ        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16634694         85213        AZ        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16638204         90802        CA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16638294         90277        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16638316         76207        TX        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16638341         85243        AZ        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16638389         80022        CO        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16638393         84084        UT        20061001         20060901            20061101              20361001         20061101           ARMS              No                    360
   16638452         32909        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16638460         93725        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16638468         85748        AZ        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16638490         92562        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16638510         27612        NC        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16638518         85296        AZ        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16638522         34639        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16638546         85396        AZ        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16638571         22101        VA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16638676         93725        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16638682         98661        WA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16638688         29461        SC        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16638707         33777        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16638729         55311        MN        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16638730         8629         NJ        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16638734         77072        TX        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16638827         85338        AZ        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16638841         85301        AZ        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16638844         91352        CA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16638863         29627        SC        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16638935         27107        NC        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16638943         30039        GA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16638945         28215        NC        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16640647         86426        AZ        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16640684         64012        MO        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16640718         85041        AZ        20061001         20060915            20061101              20361001         20061201           ARMS              No                    360
   16640730         95630        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16640735         94544        CA        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16640766         85268        AZ        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16640768         33190        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16640777         23701        VA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16640796         95833        CA        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16640802         12953        NY        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16640841         97739        OR        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16640856         33404        FL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16640935         8831         NJ        20060901         20060817            20061001              20360901         20061101           ARMS              No                    360
   16640995         8880         NJ        20061001         20060901            20061101              20361001         20061201           ARMS              No                    360
   16641005         30134        GA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16641017         18045        PA        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16641034         30363        GA        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16641093         30363        GA        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16641130         37179        TN        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16641143         21108        MD        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16641146         33317        FL        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16641161         30141        GA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16641167         22406        VA        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16641179         11717        NY        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16641185         20720        MD        20060901         20060830            20061001              20360901         20061101           ARMS              No                    360
   16641252         33844        FL        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16641326         89121        NV        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16643550         45039        OH        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16643593         33139        FL        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16643620         85086        AZ        20061001         20060905            20061101              20361001         20061201           ARMS              No                    360
   16643662         98409        WA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16643666         98409        WA        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16643671         85335        AZ        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16643675         99206        WA        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16643748         32548        FL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16643850         7107         NJ        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16643890         75061        TX        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16643988         33810        FL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16644035         34990        FL        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16644127         85383        AZ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16644228         33544        FL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16645951         8234         NJ        20061001         20060914            20061101              20361001         20061101           ARMS              No                    360
   16645955         7512         NJ        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16646012         8232         NJ        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16646022         89511        NV        20061001         20060830            20061101              20361001         20061101           ARMS              No                    360
   16646048         8805         NJ        20061001         20060926            20061101              20361001         20061201           ARMS              No                    360
   16646104         22304        VA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16646145         94133        CA        20061101         20061002            20061201              20361101         20061201           ARMS              No                    360
   16646189         89101        NV        20060901         20060817            20061001              20360901         20061201           ARMS              No                    360
   16646275         85621        AZ        20061001         20060907            20061101              20361001         20061201           ARMS              No                    360
   16646301         85222        AZ        20061001         20060908            20061101              20361001         20061201           ARMS              No                    360
   16646365         7013         NJ        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16646414         85086        AZ        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16646461         81432        CO        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16646496         80022        CO        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16646509         80022        CO        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16646510         86324        AZ        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16646527         55122        MN        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16646558         19350        PA        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16646566         33190        FL        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16646574         21133        MD        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16646588         20721        MD        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16646624         92392        CA        20060701         20060626            20060801              20360701         20061101           ARMS             Yes                    360
   16646625         20866        MD        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16646637         20772        MD        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16646649         33020        FL        20060501         20060417            20060601              20360501         20061101           ARMS              No                    360
   16646666         8527         NJ        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16648328         32548        FL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16648333         85310        AZ        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16648446         98506        WA        20061001         20060901            20061101              20361001         20061201           ARMS              No                    360
   16648478         8087         NJ        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16648486         7111         NJ        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16648489         8232         NJ        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16648490         85383        AZ        20061001         20060920            20061101              20361001         20061201           ARMS              No                    360
   16648492         98198        WA        20061001         20060923            20061101              20361001         20061101           ARMS              No                    360
   16648514         8723         NJ        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16648646         45248        OH        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16648675         20815        MD        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16648692         85653        AZ        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16648915         78046        TX        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16648939         85232        AZ        20061001         20060921            20061101              20361001         20061201           ARMS              No                    360
   16648950         85339        AZ        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16649122         85383        AZ        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16649130         7104         NJ        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16649146         85201        AZ        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16649202         34953        FL        20060901         20060811            20061001              20360901         20061101           ARMS              No                    360
   16649969         78613        TX        20060901         20060814            20061001              20360901         20061201           ARMS              No                    360
   16649983         72704        AR        20060901         20060901            20061001              20360901         20061101           ARMS              No                    360
   16649996         30038        GA        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16650006         32210        FL        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16650026         21211        MD        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16650034         32211        FL        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16650104         93035        CA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16650142         34974        FL        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16650153         83686        ID        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16650163         85297        AZ        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16650165         94025        CA        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16650324         49837        MI        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16650346         55117        MN        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16650359         93637        CA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16650368         85207        AZ        20061001         20060926            20061101              20361001         20061201           ARMS              No                    360
   16650395         46062        IN        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16650417         93725        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16650473         85383        AZ        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16650476         77396        TX        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16650478         85259        AZ        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16650483         77396        TX        20061001         20060912            20061101              20361001         20061101           ARMS              No                    360
   16650606         90631        CA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16651152         98374        WA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16651177         21224        MD        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16651262         72801        AR        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16651287         7522         NJ        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16651369         89104        NV        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16651413         35126        AL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16651512         55122        MN        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16651522         85302        AZ        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16651566         85239        AZ        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16651739         97266        OR        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16651756         1915         MA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16651805         6615         CT        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16651850         85020        AZ        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16653716         85086        AZ        20061101         20061004            20061201              20361101         20061201           ARMS              No                    360
   16653763         91335        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16653769         75459        TX        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16653943         63136        MO        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16653977         93257        CA        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16654001         30101        GA        20060801         20060721            20060901              20360801         20061101           ARMS              No                    360
   16654017         92707        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16654124         28173        NC        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16654130         7501         NJ        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16654170         17268        PA        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16654181         32225        FL        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16654225         60619        IL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16654316         22508        VA        20061001         20060914            20061101              20361001         20061201           ARMS              No                    360
   16654329         55046        MN        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16654384         7305         NJ        20060901         20060824            20061001              20360901         20061101           ARMS              No                    360
   16654386         92407        CA        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16655951         93905        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16655970         64118        MO        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16655971         21128        MD        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16656014         85249        AZ        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16656021         90045        CA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16656036         95834        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16656074         33764        FL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16656119         34986        FL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16656133         93551        CA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16656182         85239        AZ        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16656186         85239        AZ        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16656367         90038        CA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16656422         33176        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16656468         95118        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16656496         85242        AZ        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16656569         77057        TX        20061001         20060905            20061101              20361001         20061101           ARMS              No                    360
   16656603         20879        MD        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16656610         98466        WA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16656641         33404        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16656642         85206        AZ        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16656644         85212        AZ        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16656816         92571        CA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16656826         94587        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16656854         98370        WA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16656951         85022        AZ        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16657006         89044        NV        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16658379         8401         NJ        20061001         20060925            20061101              20361001         20061101           ARMS             Yes                    360
   16658420         78641        TX        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16658449         34736        FL        20061001         20061002            20061101              20361001         20061101           ARMS              No                    360
   16658571         28056        NC        20061001         20061004            20061101              20361001         20061101           ARMS              No                    360
   16658578         33025        FL        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16658625         32819        FL        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16658644         85338        AZ        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16658666         85260        AZ        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16658678         60123        IL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16658680         85234        AZ        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16658802         95762        CA        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16658842         95363        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16658930         55411        MN        20061001         20061002            20061101              20361001         20061201           ARMS              No                    360
   16658950         91104        CA        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16659032         33139        FL        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16659167         65721        MO        20061101         20061003            20061201              20361101         20061201           ARMS              No                    360
   16659197         95391        CA        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16659214         85326        AZ        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16661977         20176        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16661997         30058        GA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16662015         93702        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16662069         20774        MD        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16662070         98052        WA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16662081         21403        MD        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16662106         92555        CA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16662157         33647        FL        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16662188         87114        NM        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16662220         80424        CO        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16662244         94560        CA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16662259         85225        AZ        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16662324         90731        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16662330         90731        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16662341         90731        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16662373         33916        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16662378         96825        HI        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16662452         33143        FL        20061001         20060911            20061101              20361001         20061101           ARMS              No                    360
   16662454         60409        IL        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16662458         95070        CA        20061101         20061002            20061201              20361101         20061201           ARMS              No                    360
   16662517         33594        FL        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16662594         89145        NV        20061101         20061009            20061201              20361101         20061101           ARMS              No                    360
   16662619         8736         NJ        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16662701         32779        FL        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16663714         7008         NJ        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16663756         21045        MD        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16663762         18954        PA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16663835         22042        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16663840         61109        IL        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16663847         85035        AZ        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16663915         85339        AZ        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16663935         94589        CA        20060901         20060810            20061001              20360901         20061101           ARMS              No                    360
   16663962         34212        FL        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16663971         89115        NV        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16663988         89110        NV        20061101         20061013            20061201              20361101         20061201           ARMS              No                    360
   16664042         76137        TX        20060901         20060816            20061001              20360901         20061101           ARMS              No                    360
   16664087         1773         MA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16664194         92620        CA        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16664225         78257        TX        20061101         20061006            20061201              20361101         20061201           ARMS              No                    360
   16664319         85355        AZ        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16664326         8901         NJ        20061001         20060926            20061101              20361001         20061101           ARMS             Yes                    360
   16664358         30238        GA        20060901         20060901            20061001              20360901         20061101           ARMS              No                    360
   16664436         85367        AZ        20061101         20061013            20061201              20361101         20061201           ARMS              No                    360
   16665494         92883        CA        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16665527         29684        SC        20061101         20061016            20061201              20361101         20061201           ARMS              No                    360
   16665551         78724        TX        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16665556         92131        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16665728         92833        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16665768         28278        NC        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16665833         98107        WA        20061101         20061009            20061201              20361101         20061201           ARMS              No                    360
   16665921         78729        TX        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16665932         85223        AZ        20061001         20060918            20061101              20361001         20061201           ARMS              No                    360
   16665985         85383        AZ        20061101         20061005            20061201              20361101         20061201           ARMS              No                    360
   16665995         85383        AZ        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16666010         77083        TX        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16666041         33773        FL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16666045         95391        CA        20061101         20060119            20061201              20361101         20061101           ARMS              No                    360
   16666842         85706        AZ        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16666851         85706        AZ        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16666955         78641        TX        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16667002         32825        FL        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16667004         95758        CA        20061101         20061009            20061201              20361101         20061101           ARMS              No                    360
   16667241         98055        WA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16667245         33458        FL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16667279         85706        AZ        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16667282         78130        TX        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16667303         33916        FL        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16667331         20109        VA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16667440         33909        FL        20060901         20060829            20061001              20360901         20061101           ARMS              No                    360
   16670247         37917        TN        20061101         20061019            20061201              20361101         20061201           ARMS              No                    360
   16670260         10463        NY        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16670279         86314        AZ        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16670286         33437        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16670372         33914        FL        20061101         20061013            20061201              20361101         20061201           ARMS             Yes                    360
   16670395         33145        FL        20060901         20060828            20061001              20360901         20061101           ARMS              No                    360
   16670399         85232        AZ        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16670471         85712        AZ        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16670576         33193        FL        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16670663         99352        WA        20061101         20061006            20061201              20361101         20061201           ARMS              No                    360
   16670668         22041        VA        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16670675         20781        MD        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16670758         34990        FL        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16670780         33947        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16670812         20785        MD        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16670820         33016        FL        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16670821         20003        DC        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16670857         33619        FL        20061001         20061006            20061101              20361001         20061101           ARMS              No                    360
   16670874         7701         NJ        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16670883         85338        AZ        20061101         20061009            20061201              20361101         20061201           ARMS              No                    360
   16670906         33413        FL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16670909         85242        AZ        20061101         20061009            20061201              20361101         20061201           ARMS              No                    360
   16670982         85224        AZ        20061101         20061013            20061201              20361101         20061201           ARMS              No                    360
   16670988         90241        CA        20060901         20060823            20061001              20360901         20061101           ARMS              No                    360
   16672349         30066        GA        20061001         20061004            20061101              20361001         20061101           ARMS              No                    360
   16672593         32328        FL        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16672694         95765        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16672725         91356        CA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16672764         85086        AZ        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16672787         21220        MD        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16672816         89084        NV        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16672850         65804        MO        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16672866         65809        MO        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16672871         65804        MO        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16672902         21218        MD        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16672930         80542        CO        20061101         20001013            20061201              20361101         20061101           ARMS              No                    360
   16673020         65809        MO        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16673050         89052        NV        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16673067         8527         NJ        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16673286         92648        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16674014         29715        SC        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16674040         33556        FL        20060901         20060828            20061001              20360901         20061201           ARMS              No                    360
   16674115         95212        CA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16674159         55443        MN        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16674182         91739        CA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16674187         85086        AZ        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16674199         43004        OH        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16674236         89052        NV        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16674246         17538        PA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16674377         94105        CA        20060901         20060825            20061001              20360901         20061101           ARMS              No                    360
   16674583         91356        CA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16674590         85042        AZ        20061001         20060915            20061101              20361001         20061201           ARMS              No                    360
   16674637         33131        FL        20061001         20060915            20061101              20361001         20061101           ARMS              No                    360
   16674687         28462        NC        20061101         20061012            20061201              20361101         20061201           ARMS              No                    360
   16674723         89178        NV        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16674750         85745        AZ        20061101         20061028            20061201              20361101         20061201           ARMS              No                    360
   16676496         95043        CA        20061001         20060908            20061101              20361001         20061101           ARMS              No                    360
   16676519         34639        FL        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16676553         33180        FL        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16676578         75166        TX        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16676720         92040        CA        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16676750         7522         NJ        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16676752         11729        NY        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16676791         85243        AZ        20061101         20061011            20061201              20361101         20061201           ARMS              No                    360
   16676830         93033        CA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16676834         20874        MD        20061101         20061016            20061201              20361101         20061201           ARMS              No                    360
   16676878         78232        TX        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16676892         37027        TN        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16676895         34953        FL        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16680058         33931        FL        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16680107         94531        CA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16680160         7087         NJ        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16680196         80915        CO        20061001         20061003            20061101              20361001         20061201           ARMS              No                    360
   16680204         85220        AZ        20060901         20060822            20061001              20360901         20061101           ARMS              No                    360
   16680246         98036        WA        20060901         20060818            20061001              20360901         20061101           ARMS              No                    360
   16680338         84098        UT        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16680344         90755        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16680384         6460         CT        20061001         20060919            20061101              20361001         20061101           ARMS              No                    360
   16680421         22102        VA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16680466         93551        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16680661         89120        NV        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16680693         80016        CO        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16680728         32459        FL        20060301         20060227            20060401              20360301         20061101           ARMS              No                    360
   16681293         33912        FL        20060801         20060706            20060901              20360801         20061101           ARMS              No                    360
   16681333         90002        CA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16681342         91355        CA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16681364         7093         NJ        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16681495         84128        UT        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16681559         77520        TX        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16681565         77520        TX        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16681569         33971        FL        20060701         20050620            20060801              20360701         20061201           ARMS              No                    360
   16681590         7306         NJ        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16681592         33131        FL        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16681627         95630        CA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16681637         23188        VA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16681736         89052        NV        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16681740         89419        NV        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16681741         28208        NC        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16681745         37127        TN        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16681764         97005        OR        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16681771         36867        AL        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16681831         85310        AZ        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16681859         92307        CA        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16684087         85339        AZ        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16684098         85750        AZ        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16684151         7055         NJ        20061101         20061010            20061201              20361101         20061101           ARMS             Yes                    360
   16684165         7801         NJ        20061101         20061010            20061201              20361101         20061101           ARMS             Yes                    360
   16684192         92307        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16684195         85382        AZ        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16684207         77024        TX        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16684439         92509        CA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16684520         7607         NJ        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16684558         85234        AZ        20061101         20061005            20061201              20361101         20061101           ARMS             Yes                    360
   16684570         29572        SC        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16684584         7104         NJ        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16684594         85239        AZ        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16684688         92504        CA        20061101         20061012            20061201              20361101         20061101           ARMS             Yes                    360
   16684743         95688        CA        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16684793         85032        AZ        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16685761         89509        NV        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16685796         20854        MD        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16685804         55054        MN        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16685830         85249        AZ        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16685847         7621         NJ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16685896         85027        AZ        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16685930         33936        FL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16686029         32810        FL        20061101         20061004            20061201              20361101         20061101           ARMS             Yes                    360
   16686033         19720        DE        20061001         20060927            20061101              20361001         20061201           ARMS             Yes                    360
   16686063         20710        MD        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16686078         90015        CA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16686138         20817        MD        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16686176         94122        CA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16686215         22153        VA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16686247         85085        AZ        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16686248         35248        AZ        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16686351         80104        CO        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16688060         85379        AZ        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16688077         10463        NY        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16688201         85205        AZ        20061101         20061005            20061201              20361101         20061201           ARMS              No                    360
   16688258         78251        TX        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16688265         21030        MD        20060801         20060714            20060901              20360801         20061101           ARMS              No                    360
   16688306         94122        CA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16688332         94568        CA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16688378         92056        CA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16688498         64130        MO        20060901         20060807            20061001              20360901         20061101           ARMS              No                    360
   16688537         32807        FL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16692153         30110        GA        20060901         20060808            20061001              20360901         20061101           ARMS              No                    360
   16692408         28411        NC        20060901         20060824            20061001              20360901         20061201           ARMS              No                    360
   16692435         64030        MO        20061101         20061027            20061201              20361101         20061201           ARMS              No                    360
   16692464         80002        CO        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16692493         21207        MD        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16692529         91352        CA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16692654         90603        CA        20061001         20060831            20061101              20361001         20061101           ARMS              No                    360
   16692664         84067        UT        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16692711         94608        CA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16693428         20152        VA        20061001         20060928            20061101              20361001         20061201           ARMS              No                    360
   16693455         22079        VA        20060901         20060831            20061001              20360901         20061101           ARMS              No                    360
   16693477         94928        CA        20061101         20061007            20061201              20361101         20061101           ARMS              No                    360
   16693665         85086        AZ        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16693794         22191        VA        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16693809         85243        AZ        20061101         20061024            20061201              20361101         20061201           ARMS              No                    360
   16693867         85933        AZ        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16693947         90630        CA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16696047         77450        TX        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16696050         92508        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16696207         85015        AZ        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16696234         98682        WA        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16696242         94531        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16696542         90810        CA        20061101         20061023            20061201              20361101         20061101           ARMS             Yes                    360
   16696549         84065        UT        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16697476         22030        VA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16697593         33317        FL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16697666         28208        NC        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16146824         30040        GA        20050801         20050721            20050901              20350801         20061201           ARMS              No                    360
   16234708         84075        UT        20060501         20060428            20060601              20360501         20061201           ARMS              No                    360
   16292046         90813        CA        20060501         20060426            20060601              20360501         20061101           ARMS              No                    360
   16292066         84020        UT        20060401         20060324            20060501              20360401         20061101           ARMS              No                    360
   16710949         7003         NJ        20061101         20061024            20061201              20361101         20061201           ARMS              No                    360
   16710985         33063        FL        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16539918         33142        FL        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16348970         89406        NV        20060701         20060615            20060801              20360701         20061101           ARMS              No                    360
   16567293         30032        GA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16571296         33322        FL        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16574694         33875        FL        20061001         20060921            20061101              20361001         20061201           ARMS              No                    360
   16593701         92694        CA        20061001         20060920            20061101              20361001         20061101           ARMS              No                    360
   16594467         85203        AZ        20061001         20061002            20061101              20361001         20061101           ARMS              No                    360
   16649293         89135        NV        20060201         20060118            20060301              20360201         20061101           ARMS              No                    360
   16649299         98374        WA        20060601         20060508            20060701              20360601         20061201           ARMS              No                    360
   16649301         92337        CA        20060701         20060612            20060801              20360701         20061101           ARMS              No                    360
   16649303         32626        FL        20060701         20060605            20060801              20360701         20061101           ARMS              No                    360
   16649307         85008        AZ        20060601         20060511            20060701              20360601         20061101           ARMS              No                    360
   16649312         75080        TX        20060701         20060622            20060801              20360701         20061101           ARMS              No                    360
   16649318         89138        NV        20060701         20060613            20060801              20360701         20061101           ARMS              No                    360
   16649322         92346        CA        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16649324         85326        AZ        20060701         20060616            20060801              20360701         20061101           ARMS              No                    360
   16649325         30115        GA        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16649326         29458        SC        20060701         20060629            20060801              20360701         20061101           ARMS              No                    360
   16649328         60651        IL        20060701         20060626            20060801              20360701         20061101           ARMS              No                    360
   16649331         84116        UT        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16649334         89109        NV        20060701         20060621            20060801              20360701         20061101           ARMS              No                    360
   16649336         28269        NC        20060801         20060801            20060901              20360801         20061101           ARMS              No                    360
   16649337         85281        AZ        20060801         20060727            20060901              20360801         20061101           ARMS              No                    360
   16649338         60647        IL        20060801         20060731            20060901              20360801         20061201           ARMS              No                    360
   16649341         29621        SC        20060201         20060120            20060301              20360201         20061101           ARMS              No                    360
   16649342         29621        SC        20060201         20060120            20060301              20360201         20061101           ARMS              No                    360
   16649343         29621        SC        20060201         20060120            20060301              20360201         20061101           ARMS              No                    360
   16649346         34482        FL        20060701         20060609            20060801              20360701         20061101           ARMS              No                    360
   16649309         31030        GA        20060701         20060621            20060801              20360701         20061101           ARMS              No                    360
   16339733         85040        AZ        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16339815         85383        AZ        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16342038         2054         MA        20060801         20060707            20060901              20360801         20061101           ARMS              No                    360
   16318687         90016        CA        20060601         20060526            20060701              20360601         20061101           ARMS              No                    360
   16321474         80011        CO        20060501         20060428            20060601              20360501         20061101           ARMS              No                    360
   16321481         75217        TX        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16318632         75074        TX        20060601         20060525            20060701              20360601         20061101           ARMS              No                    360
   16322996         95959        CA        20060701         20060622            20060801              20360701         20061101           ARMS              No                    360
   16343880         40211        KY        20060801         20060721            20060901              20360801         20061101           ARMS              No                    360
   16345837         21704        MD        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16315011         21043        MD        20060601         20060515            20060701              20360601         20061101           ARMS              No                    360
   16315054         33323        FL        20060601         20060508            20060701              20360601         20061101           ARMS              No                    360
   16392409         48170        MI        20060901         20060804            20061001              20360901         20061201           ARMS              No                    360
   16392468         89031        NV        20060901         20060808            20061001              20360901         20061101           ARMS              No                    360
   16392279         76240        TX        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16392292         76240        TX        20061001         20060907            20061101              20361001         20061101           ARMS              No                    360
   16392302         76240        TX        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16387573         78244        TX        20060301         20060222            20060401              20360301         20061101           ARMS              No                    360
   16388736         32073        FL        20060701         20060623            20060801              20360701         20061101           ARMS              No                    360
   16388813         44201        OH        20060801         20060718            20060901              20360801         20061101           ARMS              No                    360
   16387433         91739        CA        20060701         20060623            20060801              20360701         20061201           ARMS              No                    360
   16387111         32828        FL        20060801         20060719            20060901              20360801         20061101           ARMS              No                    360
   16384261         33023        FL        20060601         20060523            20060701              20360601         20061101           ARMS              No                    360
   16384292         33016        FL        20060701         20060620            20060801              20360701         20061101           ARMS              No                    360
   16784865         30047        GA        20061201         20061117            20070101              20361201         20061201           ARMS              No                    360
   16718697         33321        FL        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16718712         21409        MD        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16718737         29201        SC        20061001         20060913            20061101              20361001         20061101           ARMS              No                    360
   16718790         20109        VA        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16721882         94550        CA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16721945         20737        MD        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16723115         37932        TN        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16395666         80126        CO        20060901         20060803            20061001              20360901         20061101           ARMS              No                    360
   16377122         20020        DC        20060801         20060721            20060901              20360801         20061101           ARMS              No                    360
   16713969         34744        FL        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16383989         23703        VA        20060701         20060630            20060801              20360701         20061101           ARMS              No                    360
   16292055         19342        PA        20060601         20060505            20060701              20360601         20061101           ARMS              No                    360
   16292061         90241        CA        20060501         20060427            20060601              20360501         20061101           ARMS              No                    360
   16292138         80109        CO        20060501         20060427            20060601              20360501         20061201           ARMS              No                    360
   16244546         92647        CA        20060501         20060403            20060601              20360501         20061201           ARMS              No                    360
   16232928         33993        FL        20060501         20060502            20060601              20360501         20061101           ARMS              No                    360
   16234495         85379        AZ        20060501         20060412            20060601              20360501         20061101           ARMS              No                    360
   16234618         89131        NV        20060501         20060420            20060601              20360501         20061101           ARMS              No                    360
   16697600         93955        CA        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16697603         85207        AZ        20061101         20061005            20061201              20361101         20061201           ARMS              No                    360
   16697382         34472        FL        20061101         20061031            20061201              20361101         20061201           ARMS              No                    360
   16697394         2904         RI        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16697397         2904         RI        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16696289         33872        FL        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16694012         31601        GA        20061101         20061020            20061201              20361101         20061201           ARMS              No                    360
   16694035         75002        TX        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16696124         15502        PA        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16696247         98445        WA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16693884         48439        MI        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16693771         34747        FL        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16693773         92879        CA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16693799         89084        NV        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16693845         76063        TX        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16693857         78744        TX        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16693864         21158        MD        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16693946         85224        AZ        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16693995         3060         NH        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16692670         97477        OR        20061101         20061027            20061201              20361101         20061101           ARMS              No                    360
   16693352         22701        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16693372         30102        GA        20060801         20060721            20060901              20360801         20061101           ARMS              No                    360
   16693381         22701        VA        20061001         20060929            20061101              20361001         20061201           ARMS              No                    360
   16693409         17535        PA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16693413         22407        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16693443         22191        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16693444         18045        PA        20061001         20061004            20061101              20361001         20061101           ARMS              No                    360
   16693467         20772        MD        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16693471         48205        MI        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16693485         22405        VA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16693689         60191        IL        20061101         20061023            20061201              20361101         20061201           ARMS              No                    360
   16693697         89122        NV        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16693533         20164        VA        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16693545         89139        NV        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16693549         33319        FL        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16692553         75147        TX        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16692238         60609        IL        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16692262         60645        IL        20061101         20061103            20061201              20361101         20061101           ARMS              No                    360
   16692393         85301        AZ        20061101         20061026            20061201              20361101         20061101           ARMS              No                    360
   16688464         93907        CA        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16688496         30344        GA        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16692076         95765        CA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16692446         94114        CA        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16692163         48089        MI        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16686050         84770        UT        20060601         20060504            20060701              20360601         20061101           ARMS              No                    360
   16686071         10021        NY        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16688066         23513        VA        20060901         20060804            20061001              20360901         20061101           ARMS              No                    360
   16688164         20109        VA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16686118         53405        WI        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16686122         92626        CA        20061101         20061009            20061201              20361101         20061101           ARMS              No                    360
   16686127         43232        OH        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16686132         94602        CA        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16686145         80134        CO        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16686175         20105        VA        20061101         20060929            20061201              20361101         20061101           ARMS              No                    360
   16686225         29526        SC        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16688282         21737        MD        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16688032         30126        GA        20061001         20061002            20061101              20361001         20061201           ARMS              No                    360
   16685712         20152        VA        20061101         20061103            20061201              20361101         20061101           ARMS              No                    360
   16685724         91739        CA        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16685749         85086        AZ        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16685853         92683        CA        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16685900         21403        MD        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16684582         27707        NC        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16684627         90605        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16686005         33936        FL        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16684640         20002        DC        20061101         20061027            20061201              20361101         20061201           ARMS              No                    360
   16684695         95337        CA        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16684725         85041        AZ        20061101         20061101            20061201              20361101         20061101           ARMS              No                    360
   16684790         91106        CA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16681945         80814        CO        20061101         20061031            20061201              20361101         20061101           ARMS              No                    360
   16681946         22312        VA        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16681957         32256        FL        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16684122         34747        FL        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16684152         44112        OH        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16684071         84095        UT        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16684078         21811        MD        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16684082         37067        TN        20061001         20060926            20061101              20361001         20061201           ARMS              No                    360
   16680441         84074        UT        20061101         20061026            20061201              20361101         20061201           ARMS             Yes                    360
   16680462         33971        FL        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16680501         32256        FL        20060801         20060721            20060901              20360801         20061101           ARMS              No                    360
   16681402         60649        IL        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16681425         32835        FL        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16680549         84043        UT        20061101         20061011            20061201              20361101         20061201           ARMS              No                    360
   16680555         84062        UT        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16681441         20135        VA        20061101         20061025            20061201              20361101         20061101           ARMS              No                    360
   16681500         32821        FL        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16681558         23454        VA        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16681615         30067        GA        20061101         20061011            20061201              20361101         20061201           ARMS              No                    360
   16680617         90638        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16680633         92392        CA        20061001         20060918            20061101              20361001         20061101           ARMS              No                    360
   16680641         27360        NC        20061101         20061009            20061201              20361101         20061101           ARMS              No                    360
   16680659         91387        CA        20061101         20061011            20061201              20361101         20061201           ARMS              No                    360
   16680695         33534        FL        20061001         20060906            20061101              20361001         20061101           ARMS              No                    360
   16681707         76266        TX        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16681708         89081        NV        20061001         20060912            20061101              20361001         20061201           ARMS              No                    360
   16681756         30315        GA        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16681777         97086        OR        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16681783         28607        NC        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16681801         95125        CA        20061101         20061019            20061201              20361101         20061101           ARMS              No                    360
   16681840         78261        TX        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16681253         22150        VA        20060801         20060717            20060901              20360801         20061101           ARMS              No                    360
   16661832         21136        MD        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16680255         90265        CA        20061101         20061004            20061201              20361101         20061101           ARMS              No                    360
   16661876         30004        GA        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16661900         60422        IL        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16680085         33487        FL        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16663668         65079        MO        20061101         20061024            20061201              20361101         20061101           ARMS              No                    360
   16680150         48509        MI        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16680195         30180        GA        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16680360         76105        TX        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16661945         85035        AZ        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16663548         77379        TX        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16663568         19149        PA        20061101         20061020            20061201              20361101         20061101           ARMS              No                    360
   16665312         85050        AZ        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16663575         53559        WI        20061201         20061120            20070101              20361201         20061201           ARMS             Yes                    360
   16666672         55082        MN        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16653464         93256        CA        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16653686         80134        CO        20061001         20061003            20061101              20361001         20061101           ARMS              No                    360
   16649609         97322        OR        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16649628         22031        VA        20061201         20061114            20070101              20361201         20061201           ARMS              No                    360
   16643503         90814        CA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16649644         89149        NV        20061101         20061023            20061201              20361101         20061101           ARMS              No                    360
   16649684         20109        VA        20061101         20061017            20061201              20361101         20061201           ARMS              No                    360
   16645839         22193        VA        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16645842         18102        PA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16650971         78130        TX        20061101         20061010            20061201              20361101         20061201           ARMS              No                    360
   16650871         33306        FL        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16651025         90808        CA        20061101         20061011            20061201              20361101         20061101           ARMS              No                    360
   16653574         20112        VA        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16648172         29483        SC        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16648184         55316        MN        20061001         20060928            20061101              20361001         20061101           ARMS              No                    360
   16648232         29456        SC        20061101         20061013            20061201              20361101         20061201           ARMS              No                    360
   16648237         95425        CA        20061101         20061012            20061201              20361101         20061101           ARMS              No                    360
   16648122         30319        GA        20061101         20061017            20061201              20361101         20061101           ARMS              No                    360
   16628532         89146        NV        20061101         20061005            20061201              20361101         20061101           ARMS              No                    360
   16628609         33613        FL        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16640480         4005         ME        20061001         20061003            20061101              20361001         20061101           ARMS              No                    360
   16631164         56560        MN        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16631181         89015        NV        20061001         20060922            20061101              20361001         20061201           ARMS              No                    360
   16640504         30041        GA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16640520         80524        CO        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16631269         78251        TX        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16631278         78251        TX        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16631280         80922        CO        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16630993         94513        CA        20061101         20061030            20061201              20361101         20061101           ARMS              No                    360
   16631283         78247        TX        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16643390         4096         ME        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16633682         92399        CA        20061001         20061005            20061101              20361001         20061101           ARMS              No                    360
   16634093         33409        FL        20061101         20061005            20061201              20361101         20061201           ARMS              No                    360
   16638028         33409        FL        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16638037         23666        VA        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16612574         30032        GA        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16615799         91504        CA        20061001         20060925            20061101              20361001         20061101           ARMS              No                    360
   16615894         11934        NY        20061001         20060927            20061101              20361001         20061201           ARMS              No                    360
   16615732         85054        AZ        20061001         20060929            20061101              20361001         20061101           ARMS              No                    360
   16612471         20879        MD        20061101         20061016            20061201              20361101         20061101           ARMS              No                    360
   16611059         23513        VA        20061101         20061003            20061201              20361101         20061101           ARMS              No                    360
   16611009         20148        VA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16605538         53402        WI        20061001         20060922            20061101              20361001         20061101           ARMS              No                    360
   16605540         98072        WA        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16605566         29485        SC        20061001         20060921            20061101              20361001         20061101           ARMS              No                    360
   16600678         78746        TX        20061101         20061010            20061201              20361101         20061101           ARMS              No                    360
   16603664         80220        CO        20061001         20060926            20061101              20361001         20061101           ARMS              No                    360
   16603679         32818        FL        20061001         20060927            20061101              20361001         20061101           ARMS              No                    360
   16596042         33027        FL        20061101         20061018            20061201              20361101         20061101           ARMS              No                    360
   16596995         23453        VA        20061101         20061013            20061201              20361101         20061101           ARMS              No                    360
   16597082         33150        FL        20061101         20061002            20061201              20361101         20061101           ARMS              No                    360
   16594485         32092        FL        20061001         20061002            20061101              20361001         20061101           ARMS              No                    360
   16594356         95219        CA        20061101         20061006            20061201              20361101         20061101           ARMS              No                    360
   16594486         32092        FL        20061001         20061002            20061101              20361001         20061101           ARMS              No                    360
   14178452         23236        VA        20011101         20011101            20011201              20311101         20061101           ARMS              No                    360
   13973243         53711        WI        20021201         20011220            20030101              20321201         20061101           ARMS              No                    360
   14003252         94801        CA        20010401         20010401            20010501              20310401         20061101           ARMS              No                    360
   13973190         54872        WI        20020701         20020621            20020801              20320701         20061101           ARMS              No                    360
   13982228         93060        CA        20010501         20010424            20010601              20310501         20061201           ARMS              No                    360
   13982156         90035        CA        20000401         20000413            20000501              20300401         20061101           ARMS              No                    360
   13973237         54947        WI        20020701         20010723            20020801              20320701         20061101           ARMS              No                    360
   13982099         44514        OH        20000901         20000809            20001001              20300901         20061101           ARMS              No                    360
   13973132         43113        OH        20020601         20020524            20020701              20320601         20061101           ARMS              No                    360
   13973231         54914        WI        20021001         20020930            20021101              20321001         20061201           ARMS              No                    360
   13982034         8638         NJ        20000701         20000614            20000801              20300701         20061101           ARMS              No                    360
   13973133         52033        IA        20030201         20020130            20030301              20330201         20061101           ARMS              No                    360
   13973134         61021        IL        20021001         20020913            20021101              20171001         20061101           ARMS              No                    180
   13973206         55416        MN        20020601         20020510            20020701              20320601         20061101           ARMS              No                    360
   14184104         7083         NJ        20031001         20030908            20031101              20331001         20060901           ARMS              No                    360
   14145633         10304        NY        20010601         20010507            20010701              20310601         20061201           ARMS              No                    360
   14160784         33629        FL        20030301         20030214            20030401              20330301         20070101           ARMS              No                    360
   13982148         30067        GA        19991001         19990930            19991101              20291001         20061101           ARMS              No                    360
   13907876         7753         NJ        20030301         20030228            20030401              20330301         20061201           ARMS              No                    360
   14178626         80918        CO        20031001         20030916            20031101              20331001         20070101           ARMS              No                    360
   14159594         94941        CA        20020401         20020327            20020501              20320401         20061101           ARMS              No                    360
   14178468         80435        CO        20011101         20011101            20011201              20311101         20061101           ARMS              No                    360
   14178469         91765        CA        20011101         20011101            20011201              20311101         20061106           ARMS              No                    360
   14152330         95032        CA        20011001         20011001            20011101              20311001         20061102           ARMS              No                    360
   14152332         80016        CO        20010701         20010701            20010801              20310701         20061106           ARMS              No                    360
   14009611         95020        CA        20010701         20010611            20010801              20310701         20061101           ARMS              No                    360
   14152339         95013        CA        20010901         20010901            20011001              20310901         20061109           ARMS              No                    360
   14178475         89452        NV        20011101         20011101            20011201              20311101         20061031           ARMS              No                    360
   14152506         32541        FL        20011001         20011001            20011101              20311001         20061106           ARMS              No                    360
   14155018         33328        FL        20021201         20021120            20030101              20321201         20061201           ARMS              No                    360
   14152346         75034        TX        20011101         20011101            20011201              20311101         20061109           ARMS              No                    360
   14188601         30308        GA        20031001         20030925            20031101              20331001         20061201           ARMS              No                    360
   14188602         20136        VA        20030901         20030815            20031001              20330901         20061101           ARMS              No                    360
   14188606         30534        GA        20030901         20030825            20031001              20330901         20070101           ARMS              No                    360
   14188607         22191        VA        20030801         20030731            20030901              20330801         20061201           ARMS              No                    360
   16399630         30215        GA        20030101         20021218            20030201              20330101         20061201           ARMS              No                    360
   16399632         33702        FL        20030401         20030321            20030501              20330401         20061201           ARMS              No                    360
   14152517         95030        CA        20010901         20010901            20011001              20310901         20061130           ARMS              No                    360
   14152356         91301        CA        20011001         20011001            20011101              20311001         20061107           ARMS              No                    360
   14188611         30582        GA        20031001         20030930            20031101              20331001         20061201           ARMS              No                    360
   14188616         33837        FL        20030901         20030807            20031001              20330901         20061201           ARMS              No                    360
   14178654         30305        GA        20031001         20030916            20031101              20331001         20061201           ARMS              No                    360
   14178493         1845         MA        20010701         20010701            20010801              20310701         20061201           ARMS              No                    360
   14178494         33175        FL        20011001         20011001            20011101              20311001         20061101           ARMS              No                    360
   14178656         30680        GA        20031001         20030925            20031101              20331001         20061201           ARMS              No                    360
   14178496         1907         MA        20011101         20011101            20011201              20311101         20061101           ARMS              No                    360
   14178658         89108        NV        20031001         20030908            20031101              20331001         20061201           ARMS              No                    360
   14178497         93908        CA        20011101         20011101            20011201              20311101         20061110           ARMS              No                    360
   13975965         48167        MI        20030701                             20030801              20330701         20061201           ARMS              No                    360
   14152360         75034        TX        20011001         20011001            20011101              20311001         20061101           ARMS              No                    360
   14152365         7901         NJ        20011101         20011101            20011201              20311101         20061101           ARMS              No                    360
   14152367         60558        IL        20010901         20010901            20011001              20310901         20061115           ARMS              No                    360
   14152529         10024        NY        20011001         20011001            20011101              20311001         20061115           ARMS              No                    360
   14152369         96150        CA        20010901         20010901            20011001              20310901         20061122           ARMS              No                    360
   14188623         30114        GA        20031001         20030902            20031101              20331001         20070101           ARMS              No                    360
   14188624         30281        GA        20030901         20030902            20031001              20330901         20061001           ARMS              No                    360
   14178663         87501        NM        20031001         20030924            20031101              20331001         20061201           ARMS              No                    360
   14178664         98311        WA        20031001         20030916            20031101              20331001         20061201           ARMS              No                    360
   14178669         6483         CT        20031001         20030919            20031101              20331001         20061201           ARMS              No                    360
   14152533         74012        OK        20011001         20011001            20011101              20311001         20061116           ARMS              No                    360
   14145082         48025        MI        20010601         20010506            20010701              20310601         20061101           ARMS              No                    360
   14188630         30312        GA        20030901         20030804            20031001              20330901         20061201           ARMS              No                    360
   14188631         30044        GA        20030901         20030826            20031001              20330901         20061201           ARMS              No                    360
   16396904         93065        CA        20030601         20030519            20030701              20330601         20070101           ARMS              No                    360
   16396905         92625        CA        20030601         20030520            20030701              20330601         20070101           ARMS              No                    360
   16396906         94401        CA        20030601         20030512            20030701              20330601         20061201           ARMS              No                    360
   16396908         95421        CA        20030601         20030521            20030701              20330601         20061201           ARMS              No                    360
   14178279         60564        IL        20011101         20011101            20011201              20311101         20061113           ARMS              No                    360
   14183787         1821         MA        20031101         20031015            20031201              20331101         20061201           ARMS              No                    360
   13968456         33322        FL        20030601         20030505            20030701              20330601         20061201           ARMS              No                    360
   14152307         95131        CA        20010901         20010901            20011001              20310901         20061113           ARMS              No                    360
   14178284         87107        NM        20010901         20010901            20011001              20310901         20061114           ARMS              No                    360
   13968462         60804        IL        20030601         20030509            20030701              20330601         20061201           ARMS              No                    360
   14162111         30084        GA        20021001         20020927            20021101              20321001         20061101           ARMS              No                    360
   14183930         44064        OH        20030901         20030731            20031001              20330901         20061201           ARMS              No                    360
   14183770         48708        MI        20030801         20030805            20030901              20330801         20061201           ARMS              No                    360
   14178426         55318        MN        20011201         20011201            20020101              20311201         20061110           ARMS              No                    360
   16396900         92624        CA        20030501         20030429            20030601              20330501         20070101           ARMS              No                    360
   16396901         90266        CA        20030601         20030506            20030701              20330601         20070101           ARMS              No                    360
   16396902         90807        CA        20030601         20030513            20030701              20330601         20061201           ARMS              No                    360
   14183937         60639        IL        20030501         20030424            20030601              20330501         20061201           ARMS              No                    360
   14184228         78577        TX        20031001         20030926            20031101              20331001         20061201           ARMS              No                    360
   14161791         30004        GA        20030401         20030331            20030501              20330401         20061201           ARMS              No                    360
   14161794         45241        OH        20030401         20030327            20030501              20330401         20061201           ARMS              No                    360
   14161798         30022        GA        20030401         20030328            20030501              20330401         20061201           ARMS              No                    360
   13982269         2467         MA        20000701         20000629            20000801              20300701         20061201           ARMS              No                    360
   13907995         97220        OR        20030301         20030228            20030401              20330301         20070101           ARMS              No                    360
   14156450         34761        FL        20030401         20030324            20030501              20330401         20061201           ARMS              No                    360
   14184242         44302        OH        20030901         20030826            20031001              20330901         20061201           ARMS              No                    360
   14156460         32205        FL        20030601         20030530            20030701              20330601         20061201           ARMS              No                    360
   14183515         48209        MI        20030801         20030722            20030901              20330801         20061201           ARMS              No                    360
   14145932         11105        NY        20010601         20010509            20010701              20310601         20061201           ARMS              No                    360
   14184089         47711        IN        20031001         20030912            20031101              20331001         20061201           ARMS              No                    360
   13976045         30312        GA        20030601                             20030701              20330601         20061101           ARMS              No                    360
   14104183         33165        FL        20030801         20030725            20030901              20330801         20061201           ARMS              No                    360
   16402859         75218        TX        20021201         20021105            20030101              20321201         20061201           ARMS              No                    360
   16402860         35226        AL        20030301         20030219            20030401              20330301         20070101           ARMS              No                    360
   16402861         30075        GA        20030501         20030418            20030601              20330501         20061001           ARMS              No                    360
   16402863         60610        IL        20021001         20020927            20021101              20321001         20070101           ARMS              No                    360
   16402864         7046         NJ        20030201         20030103            20030301              20330201         20061101           ARMS              No                    360
   16402865         7869         NJ        20030301         20030212            20030401              20330301         20061101           ARMS              No                    360
   16402867         95608        CA        20011001         20010921            20011101              20261001         20061201           ARMS              No                    300
   13968055         33477        FL        20030701         20030530            20030801              20330701         20061201           ARMS              No                    360
   14183551         60005        IL        20030901         20030829            20031001              20330901         20061201           ARMS              No                    360
   14183715         16001        PA        20031001         20030911            20031101              20331001         20061201           ARMS              No                    360
   14183561         8302         NJ        20031001         20030912            20031101              20331001         20061201           ARMS              No                    360
   14183562         66062        KS        20031001         20030912            20031101              20331001         20061201           ARMS              No                    360
   13968076         78703        TX        20030701         20030612            20030801              20330701         20061201           ARMS              No                    360
   13968095         85007        AZ        20030701         20030611            20030801              20330701         20061201           ARMS              No                    360
   16397615         30548        GA        20030401         20030328            20030501              20330401         20061201           ARMS              No                    360
   16397616         30650        GA        20030401         20030321            20030501              20330401         20061201           ARMS              No                    360
   16397617         30215        GA        20030401         20030327            20030501              20330401         20070101           ARMS              No                    360
   16397618         30022        GA        20030401         20030328            20030501              20330401         20070101           ARMS              No                    360
   16397619         30548        GA        20030401         20030401            20030501              20330401         20061201           ARMS              No                    360
   14178415         28037        NC        20011101         20011101            20011201              20311101         20061201           ARMS              No                    360
   14178417         94127        CA        20011001         20011001            20011101              20311001         20061101           ARMS              No                    360
   16397620         30101        GA        20030401         20030321            20030501              20330401         20070101           ARMS              No                    360
   14178419         2176         MA        20011101         20011101            20011201              20311101         20061101           ARMS              No                    360
   16397622         30068        GA        20030401         20030324            20030501              20330401         20070101           ARMS              No                    360
   13968432         98053        WA        20030701         20030616            20030801              20330701         20061201           ARMS              No                    360
   16397624         30316        GA        20030401         20030328            20030501              20330401         20070101           ARMS              No                    360
   16397625         32712        FL        20030401         20030325            20030501              20330401         20061201           ARMS              No                    360
   16397626         30157        GA        20030501         20030404            20030601              20330501         20061201           ARMS              No                    360
   16397627         99223        WA        19980301                             19980401              20280301         20061101           ARMS              No                    360
   16397628         29526        SC        19980301                             19980401              20280301         20061201           ARMS              No                    360
   14059159         33410        FL        20030701         20030630            20030801              20330701         20061201           ARMS              No                    360
   13982093         60044        IL        20010701         20010620            20010801              20310701         20061101           ARMS              No                    360
   14156428         30075        GA        20030501         20030501            20030601              20330501         20061201           ARMS              No                    360
   14059148         33909        FL        20030701         20030620            20030801              20330701         20061101           ARMS              No                    360
   14003292         30022        GA        20010501         20010501            20010601              20310501         20061001           ARMS              No                    360
   14185104         33134        FL        20031001         20030917            20031101              20331001         20070101           ARMS              No                    360
   14145907         22030        VA        20010501         20010417            20010601              20310501         20061107           ARMS              No                    360
   14156439         30083        GA        20030601         20030523            20030701              20330601         20061201           ARMS              No                    360
   14059140         32541        FL        20030701         20030625            20030801              20330701         20061201           ARMS              No                    360
   14003289         7045         NJ        20010701         20010701            20010801              20310701         20061101           ARMS              No                    360
   13982241         74133        OK        20001101         20001031            20001201              20301101         20061201           ARMS              No                    360
   14195329         30094        GA        20031001         20030922            20031101              20331001         20061115           ARMS              No                    360
   14195332         96740        HI        20031001         20030915            20031101              20331001         20061113           ARMS              No                    360
   14195333         46220        IN        20031001         20030930            20031101              20331001         20061127           ARMS              No                    360
   14195336         30052        GA        20030301         20030224            20030401              20330301         20061011           ARMS              No                    360
   14195337         33848        FL        20030901         20030902            20031001              20330901         20061129           ARMS              No                    360
   14195338         85258        AZ        20031101         20031002            20031201              20331101         20061110           ARMS              No                    360
   14243665         22039        VA        20031001         20031027            20031101              20331001         20061130           ARMS              No                    360
   14243669         98056        WA        20031101         20031006            20031201              20331101         20061109           ARMS              No                    360
   14243691         97045        OR        20031201         20031112            20040101              20331201         20061106           ARMS              No                    360
   14243696         59758        MT        20031201         20031113            20040101              20331201         20061115           ARMS              No                    360
   14243699         94118        CA        20031101         20031023            20031201              20331101         20061117           ARMS              No                    360
   14259418         89032        NV        20031101         20031101            20031201              20331101         20061107           ARMS              No                    360
   14259424         80019        CO        20031201         20031201            20040101              20331201         20061117           ARMS              No                    360
   14259425         91001        CA        20031201         20031201            20040101              20331201         20061106           ARMS              No                    360
   14259428         80501        CO        20031201         20031201            20040101              20331201         20061103           ARMS              No                    360
   14259430         93704        CA        20040101         20040101            20040201              20340101         20061110           ARMS              No                    360
   14259431         33928        FL        20031201         20031201            20040101              20331201         20061120           ARMS              No                    360
   14259435         76180        TX        20040101         20040101            20040201              20340101         20061106           ARMS              No                    360
   14259436         85032        AZ        20031201         20031201            20040101              20331201         20061102           ARMS              No                    360
   14259438         98115        WA        20031201         20031201            20040101              20331201         20061129           ARMS              No                    360
   14259440         11040        NY        20031101         20031101            20031201              20331101         20061115           ARMS              No                    360
   14259446         4102         ME        20031101         20031101            20031201              20331101         20061106           ARMS              No                    360
   14259447         21044        MD        20031201         20031201            20040101              20331201         20061107           ARMS              No                    360
   14259450         30223        GA        20031101         20031101            20031201              20331101         20061103           ARMS              No                    360
   14259455         21043        MD        20040101         20040101            20040201              20340101         20061114           ARMS              No                    360
   14259456         46121        IN        20031201         20031201            20040101              20331201         20061030           ARMS              No                    360
   14259457         4072         ME        20031201         20031201            20040101              20331201         20061103           ARMS              No                    360
   14259460         47909        IN        20040101         20040101            20040201              20340101         20061107           ARMS              No                    360
   14259462         91942        CA        20031201         20031201            20040101              20331201         20061101           ARMS              No                    360
   14259465         47906        IN        20031201         20031201            20040101              20331201         20061119           ARMS              No                    360
   14259467         92706        CA        20031201         20031201            20040101              20331201         20061110           ARMS              No                    360
   14259471         20877        MD        20031201         20031201            20040101              20331201         20061119           ARMS              No                    360
   14259486         85283        AZ        20040101         20040101            20040201              20340101         20061106           ARMS              No                    360
   14016378         20906        MD        20030901         20030825            20031001              20330901         20061130           ARMS              No                    360
   14020022         55016        MN        20030901         20030807            20031001              20330901         20061110           ARMS              No                    360
   14028985         80206        CO        20031001         20030904            20031101              20331001         20061113           ARMS              No                    360
   14048695         4103         ME        20031001         20030904            20031101              20331001         20061109           ARMS              No                    360
   14048696         48346        MI        20030901         20030904            20031001              20330901         20061101           ARMS              No                    360
   14048697         80207        CO        20031001         20030908            20031101              20331001         20061106           ARMS              No                    360
   14015377         86342        AZ        20030901         20030820            20031001              20330901         20061120           ARMS              No                    360
   14015810         31405        GA        20030901         20030825            20031001              20330901         20061110           ARMS              No                    360
   14015813         80921        CO        20030901         20030821            20031001              20330901         20061114           ARMS              No                    360
   14015915         85032        AZ        20031001         20030902            20031101              20331001         20061110           ARMS              No                    360
   14016374         45226        OH        20030901         20030829            20031001              20330901         20061106           ARMS              No                    360
   14016375         20705        MD        20030901         20030828            20031001              20330901         20061130           ARMS              No                    360
   14005061         33160        FL        20030901         20030825            20031001              20330901         20061011           ARMS              No                    360
   14005100         30327        GA        20031001         20030903            20031101              20331001         20061127           ARMS              No                    360
   14009544         33897        FL        20030901         20030818            20031001              20330901         20061106           ARMS              No                    360
   14009545         46902        IN        20030901         20030819            20031001              20330901         20061117           ARMS              No                    360
   14015375         80908        CO        20030901         20030821            20031001              20330901         20061106           ARMS              No                    360
   13989087         32955        FL        20030801         20030731            20030901              20330801         20061121           ARMS              No                    360
   13989090         85242        AZ        20030801         20030731            20030901              20330801         20061101           ARMS              No                    360
   13989096         95993        CA        20030801         20030730            20030901              20330801         20061114           ARMS              No                    360
   13989133         89109        NV        20030801         20030724            20030901              20330801         20061116           ARMS              No                    360
   13992728         89128        NV        20030901         20030730            20031001              20330901         20061101           ARMS              No                    360
   13993515         80651        CO        20030901         20030801            20031001              20330901         20061101           ARMS              No                    360
   14000693         34232        FL        20030801         20030801            20030901              20330801         20061031           ARMS              No                    360
   14000912         23139        VA        20030901         20030814            20031001              20330901         20061127           ARMS              No                    360
   14000925         85748        AZ        20030801         20030725            20030901              20330801         20061115           ARMS              No                    360
   14000947         31305        GA        20030901         20030812            20031001              20330901         20061113           ARMS              No                    360
   14001217         80104        CO        20030901         20030815            20031001              20330901         20061115           ARMS              No                    360
   14001475         40511        KY        20030601         20030529            20030701              20330601         20061020           ARMS              No                    360
   14002743         90805        CA        20030801         20030724            20030901              20330801         20061108           ARMS              No                    360
   14002744         91505        CA        20030901         20030731            20031001              20330901         20061107           ARMS              No                    360
   14002792         8721         NJ        20030901         20030813            20031001              20330901         20061109           ARMS              No                    360
   14002795         2649         MA        20030901         20030808            20031001              20330901         20061114           ARMS              No                    360
   14002797         46121        IN        20030901         20030814            20031001              20330901         20061117           ARMS              No                    360
   14003210         91730        CA        20030801         20030721            20030901              20330801         20061101           ARMS              No                    360
   14003211         53029        WI        20030801         20030709            20030901              20330801         20061115           ARMS              No                    360
   14005060         30281        GA        20030901         20030818            20031001              20330901         20061030           ARMS              No                    360
   14194837         21215        MD        20031001         20031007            20031101              20331001         20061114           ARMS              No                    360
   14195065         84098        UT        20031101         20031015            20031201              20331101         20061109           ARMS              No                    360
   14259458         95376        CA        20031201         20031201            20040101              20331201         20061107           ARMS              No                    360
   14259470         33897        FL        20031201         20031201            20040101              20331201         20061024           ARMS              No                    360
   14003253         85262        AZ        20010701         20010701            20010801              20310701         20061106           ARMS              No                    360
   14003255         95076        CA        20010601         20010601            20010701              20310601         20061113           ARMS              No                    360
   14003279         60047        IL        20010401         20010401            20010501              20310401         20061102           ARMS              No                    360
   14003294         80031        CO        20010401         20010401            20010501              20310401         20061130           ARMS              No                    360
   14003306         6830         CT        20010701         20010701            20010801              20310701         20061101           ARMS              No                    360
   14003382         23229        VA        20010701         20010701            20010801              20310701         20061117           ARMS              No                    360
   14195300         92308        CA        20031101         20031023            20031201              20331101         20061115           ARMS              No                    360
   14195304         85281        AZ        20031001         20030924            20031101              20331001         20061108           ARMS              No                    360
   14195306         8753         NJ        20031001         20030925            20031101              20331001         20061101           ARMS              No                    360
   14195312         81225        CO        20031101         20031006            20031201              20331101         20061101           ARMS              No                    360
   14195314         33042        FL        20031101         20031014            20031201              20331101         20061120           ARMS              No                    360
   14195322         95842        CA        20030801         20030716            20030901              20330801         20061102           ARMS              No                    360
   14195326         30566        GA        20030901         20030818            20031001              20330901         20061030           ARMS              No                    360
   14195327         33160        FL        20031001         20031003            20031101              20331001         20061114           ARMS              No                    360
   13987574         85353        AZ        20030901         20030804            20031001              20330901         20060927           ARMS              No                    360
   13987610         85251        AZ        20030901         20030812            20031001              20330901         20061110           ARMS              No                    360
   13987615         92627        CA        20030901         20030806            20031001              20330901         20061113           ARMS              No                    360
   13987624         92057        CA        20030901         20030808            20031001              20330901         20061108           ARMS              No                    360
   13987636         7866         NJ        20030801         20030724            20030901              20330801         20061115           ARMS              No                    360
   13987789         94587        CA        20030901         20030814            20031001              20330901         20061106           ARMS              No                    360
   13987798         92614        CA        20030801         20030730            20030901              20330801         20061109           ARMS              No                    360
   13988255         80212        CO        20030801         20030728            20030901              20330801         20061106           ARMS              No                    360
   13988879         85338        AZ        20030901         20030801            20031001              20330901         20061106           ARMS              No                    360
   13988908         60411        IL        20030801         20030723            20030901              20330801         20061110           ARMS              No                    360
   14016093         45459        OH        20030901         20030825            20031001              20330901         20061101           ARMS              No                    360
   13959979         80230        CO        20030601         20030530            20030701              20330601         20061101           ARMS              No                    360
   14177823         19446        PA        20031001         20030918            20031101              20331001         20061101           ARMS              No                    360
   14195164         73107        OK        20030901         20030820            20031001              20330901         20061101           ARMS              No                    360
   14194994         80013        CO        20031101         20030930            20031201              20331101         20061101           ARMS              No                    360
   13988900         95928        CA        20030901         20030822            20031001              20330901         20061101           ARMS              No                    360
   13954981         80231        CO        20030601         20030530            20030701              20330601         20061201           ARMS              No                    360
   13987857         80122        CO        20030801         20030717            20030901              20330801         20061101           ARMS              No                    360
   13892300         80031        CO        20030301         20030227            20030401              20330301         20061101           ARMS              No                    360
   13975800         8012         NJ        20030701         20030626            20030801              20330701         20061101           ARMS              No                    360
   13983662         80452        CO        20030701         20030630            20030801              20330701         20061201           ARMS              No                    360
   13988914         33304        FL        20030901         20030829            20031001              20330901         20061101           ARMS              No                    360
   13902149         90043        CA        20030401         20030326            20030501              20330401         20061201           ARMS              No                    360
   13973319         80138        CO        20030701         20030625            20030801              20330701         20061101           ARMS              No                    360
   14195196         34758        FL        20030601         20030523            20030701              20330601         20061101           ARMS              No                    360
   13884138         91344        CA        20030201         20030110            20030301              20330201         20061101           ARMS              No                    360
   13906986         30215        GA        20030201         20030117            20030301              20330201         20061101           ARMS              No                    360
   13973320         33414        FL        20030701         20030630            20030801              20330701         20061101           ARMS              No                    360
   13942562         80031        CO        20030501         20030430            20030601              20330501         20061101           ARMS              No                    360
   13907571         20785        MD        20030201         20030131            20030301              20330201         20061101           ARMS              No                    360
   13968865         20003        DC        20030901         20030821            20031001              20330901         20061101           ARMS              No                    360
   14195067         89141        NV        20031001         20030904            20031101              20331001         20061101           ARMS              No                    360
   14195119         73107        OK        20031001         20030911            20031101              20331001         20061101           ARMS              No                    360
   13970084         84060        UT        20030801         20030718            20030901              20330801         20061101           ARMS              No                    360
   13929655         80111        CO        20030501         20030410            20030601              20330501         20061101           ARMS              No                    360
   13945142         60611        IL        20030601         20030509            20030701              20330601         20061101           ARMS              No                    360
   13945144         80501        CO        20030601         20030509            20030701              20330601         20061101           ARMS              No                    360
   14194870         33635        FL        20030901         20030825            20031001              20330901         20061201           ARMS              No                    360
   13987620         80920        CO        20030701         20030703            20030801              20330701         20061101           ARMS              No                    360
   14195110         80112        CO        20030901         20030826            20031001              20330901         20061201           ARMS              No                    360
   14005865         30157        GA        20030901         20030826            20031001              20330901         20061101           ARMS              No                    360
   13966207         19124        PA        20030701         20030619            20030801              20330701         20061101           ARMS              No                    360
   13948789         80108        CO        20030601         20030523            20030701              20330601         20061101           ARMS              No                    360
   13909925         55013        MN        20030501         20030417            20030601              20330501         20061101           ARMS              No                    360
   13905493         90069        CA        20030401         20030331            20030501              20330401         20061101           ARMS              No                    360
   13963474         85303        AZ        20030701         20030630            20030801              20330701         20061101           ARMS              No                    360
   14005421         80210        CO        20030801         20030710            20030901              20330801         20061101           ARMS              No                    360
   13892299         20002        DC        20030301         20030219            20030401              20330301         20061201           ARMS              No                    360
   13970070         80601        CO        20030701         20030620            20030801              20330701         20061101           ARMS              No                    360
   13970071         80015        CO        20030701         20030617            20030801              20330701         20061101           ARMS              No                    360
   13970073         80241        CO        20030701         20030617            20030801              20330701         20061101           ARMS              No                    360
   14195109         30116        GA        20030901         20030829            20031001              20330901         20061201           ARMS              No                    360
   13985155         91342        CA        20030901         20030805            20031001              20330901         20061010           ARMS              No                    360
   13985171         91750        CA        20030801         20030725            20030901              20330801         20061102           ARMS              No                    360
   13985173         91763        CA        20030801         20030724            20030901              20330801         20061107           ARMS              No                    360
   13985226         94519        CA        20030801         20030722            20030901              20330801         20061106           ARMS              No                    360
   13985227         80501        CO        20030801         20030725            20030901              20330801         20061127           ARMS              No                    360
   13982843         85255        AZ        20030901         20030828            20031001              20330901         20061107           ARMS              No                    360
   13983701         95403        CA        20030901         20030808            20031001              20330901         20061106           ARMS              No                    360
   13985110         90039        CA        20030901         20030812            20031001              20330901         20061130           ARMS              No                    360
   13985153         90064        CA        20030901         20030820            20031001              20330901         20061115           ARMS              No                    360
   13978431         93040        CA        20030801         20030731            20030901              20330801         20061030           ARMS              No                    360
   13978462         92103        CA        20030901         20030811            20031001              20330901         20061107           ARMS              No                    360
   13982813         86403        AZ        20030901         20030801            20031001              20330901         20061113           ARMS              No                    360
   13982827         33071        FL        20030801         20030723            20030901              20330801         20061101           ARMS              No                    360
   13982830         75069        TX        20030801         20030725            20030901              20330801         20061109           ARMS              No                    360
   14160768         30149        GA        20030501         20030418            20030601              20330501         20061201           ARMS              No                    360
   14188681         30176        GA        20030401         20030325            20030501              20330401         20070101           ARMS              No                    360
   14188682         30117        GA        20030901         20030825            20031001              20330901         20061201           ARMS              No                    360
   14188686         30507        GA        20030801         20030731            20030901              20330801         20061201           ARMS              No                    360
   14003334         77095        TX        20010601         20010601            20010701              20310601         20061101           ARMS              No                    360
   14145620         93446        CA        20010401         20010307            20010501              20310401         20061114           ARMS              No                    360
   14145621         34990        FL        20010401         20010315            20010501              20310401         20061108           ARMS              No                    360
   14152592         20171        VA        20011001         20011001            20011101              20311001         20061108           ARMS              No                    360
   14152756         95123        CA        20011001         20011001            20011101              20311001         20061106           ARMS              No                    360
   14160776         30016        GA        20030501         20030502            20030601              20330501         20061201           ARMS              No                    360
   14152597         94566        CA        20011101         20011101            20011201              20311101         20061115           ARMS              No                    360
   14152598         94002        CA        20011001         20011001            20011101              20311001         20061103           ARMS              No                    360
   14188695         32804        FL        20030901         20030828            20031001              20330901         20061201           ARMS              No                    360
   14188645         30016        GA        20031001         20030930            20031101              20331001         20061201           ARMS              No                    360
   14178682         85009        AZ        20031001         20030904            20031101              20331001         20061201           ARMS              No                    360
   14188647         30110        GA        20031001         20030923            20031101              20331001         20070101           ARMS              No                    360
   14178684         33710        FL        20031001         20030930            20031101              20331001         20061201           ARMS              No                    360
   14145426         92075        CA        20010501         20010418            20010601              20310501         20061201           ARMS              No                    360
   14152718         3087         NH        20010801         20010801            20010901              20310801         20061114           ARMS              No                    360
   14152394         22182        VA        20010801         20010801            20010901              20310801         20061130           ARMS              No                    360
   14188653         30144        GA        20030901         20030828            20031001              20330901         20061101           ARMS              No                    360
   14188655         30110        GA        20031001         20030911            20031101              20331001         20061201           ARMS              No                    360
   14188656         30097        GA        20030901         20030815            20031001              20330901         20061201           ARMS              No                    360
   14003304         5672         VT        20010601         20010601            20010701              20310601         20061101           ARMS              No                    360
   14152722         80104        CO        20011001         20011001            20011101              20311001         20061016           ARMS              No                    360
   14145278         27006        NC        20010501         20010411            20010601              20310501         20061201           ARMS              No                    360
   13907834         33155        FL        20030401         20030311            20030501              20330401         20061201           ARMS              No                    360
   14188665         21231        MD        20031001         20030910            20031101              20331001         20061101           ARMS              No                    360
   14003317         7901         NJ        20010701         20010701            20010801              20310701         20061101           ARMS              No                    360
   14161801         92352        CA        20030401         20030321            20030501              20330401         20070101           ARMS              No                    360
   14161806         30106        GA        20030501         20030411            20030601              20330501         20070201           ARMS              No                    360
   14145284         60123        IL        20010501         20010426            20010601              20310501         20061001           ARMS              No                    360
   14152737         6751         CT        20010901         20010901            20011001              20310901         20061110           ARMS              No                    360
   13907842         33914        FL        20030301         20030227            20030401              20330301         20061201           ARMS              No                    360
   14188678         30101        GA        20030801         20030722            20030901              20330801         20061201           ARMS              No                    360
   14003328         76248        TX        20010601         20010601            20010701              20310601         20061201           ARMS              No                    360
   14152743         8691         NJ        20010901         20010901            20011001              20310901         20061101           ARMS              No                    360
   14152744         10022        NY        20011101         20011101            20011201              20311101         20061113           ARMS              No                    360
   13907804         94019        CA        20030301         20030305            20030401              20330301         20061201           ARMS              No                    360
   14188632         30135        GA        20031001         20030911            20031101              20331001         20061201           ARMS              No                    360
   14188635         30223        GA        20030801         20030626            20030901              20330801         20061201           ARMS              No                    360
   14188637         32550        FL        20031001         20030922            20031101              20331001         20061201           ARMS              No                    360
   14188638         30317        GA        20030901         20030829            20031001              20330901         20061201           ARMS              No                    360
   14152542         92612        CA        20010901         20010901            20011001              20310901         20061106           ARMS              No                    360
   14152543         2093         MA        20011001         20011001            20011101              20311001         20061113           ARMS              No                    360
   14152383         30033        GA        20011001         20011001            20011101              20311001         20061124           ARMS              No                    360
   14188640         32459        FL        20030901         20030820            20031001              20330901         20061201           ARMS              No                    360
   14188642         30507        GA        20030801         20030731            20030901              20330801         20061201           ARMS              No                    360
   13976722         80922        CO        20030801         20030723            20030901              20330801         20061006           ARMS              No                    360
   13976734         96740        HI        20030801         20030701            20030901              20330801         20061102           ARMS              No                    360
   13976741         22041        VA        20030801         20030722            20030901              20330801         20061111           ARMS              No                    360
   13976757         94583        CA        20030701         20030609            20030801              20330701         20061110           ARMS              No                    360
   13977450         33325        FL        20030801         20030715            20030901              20330801         20061113           ARMS              No                    360
   13975891         92211        CA        20030901         20030811            20031001              20330901         20061102           ARMS              No                    360
   13976665         78749        TX        20030801         20030721            20030901              20330801         20061127           ARMS              No                    360
   13976670         33040        FL        20030801         20030714            20030901              20330801         20061102           ARMS              No                    360
   13976682         30067        GA        20030801         20030730            20030901              20330801         20061117           ARMS              No                    360
   13975395         85258        AZ        20030801         20030721            20030901              20330801         20061103           ARMS              No                    360
   13975767         77077        TX        20030801         20030716            20030901              20330801         20061115           ARMS              No                    360
   13975797         30566        GA        20030601         20030604            20030701              20330601         20061124           ARMS              No                    360
   13975871         90033        CA        20030801         20030728            20030901              20330801         20061106           ARMS              No                    360
   13975888         77304        TX        20030801         20030723            20030901              20330801         20061115           ARMS              No                    360
   13975353         89120        NV        20030801         20030731            20030901              20330801         20061114           ARMS              No                    360
   13975377         30501        GA        20030801         20030717            20030901              20330801         20061109           ARMS              No                    360
   13975378         10576        NY        20030901         20030805            20031001              20330901         20061127           ARMS              No                    360
   13975382         94560        CA        20030801         20030717            20030901              20330801         20061114           ARMS              No                    360
   13970064         92614        CA        20030801         20030714            20030901              20330801         20061113           ARMS              No                    360
   13970066         85224        AZ        20030901         20030807            20031001              20330901         20061107           ARMS              No                    360
   13973667         95691        CA        20030801         20030718            20030901              20330801         20061107           ARMS              No                    360
   13965778         77346        TX        20030701         20030702            20030801              20330701         20061113           ARMS              No                    360
   13966074         85086        AZ        20030701         20030624            20030801              20330701         20061101           ARMS              No                    360
   13966141         85260        AZ        20030801         20030702            20030901              20330801         20061101           ARMS              No                    360
   13966146         49630        MI        20030801         20030711            20030901              20330801         20061115           ARMS              No                    360
   13966157         33444        FL        20030701         20030625            20030801              20330701         20061129           ARMS              No                    360
   13966172         89031        NV        20030801         20030730            20030901              20330801         20061103           ARMS              No                    360
   13966173         85201        AZ        20030801         20030708            20030901              20330801         20061101           ARMS              No                    360
   13966205         34744        FL        20030701         20030702            20030801              20330701         20061115           ARMS              No                    360
   13966206         18018        PA        20030701         20030610            20030801              20330701         20061109           ARMS              No                    360
   13966213         19025        PA        20030701         20030603            20030801              20330701         20061113           ARMS              No                    360
   13966301         85331        AZ        20030801         20030724            20030901              20330801         20061128           ARMS              No                    360
   13966342         33040        FL        20030701         20030627            20030801              20330701         20061103           ARMS              No                    360
   13966358         89144        NV        20030801         20030708            20030901              20330801         20061124           ARMS              No                    360
   13966477         85042        AZ        20030901         20030820            20031001              20330901         20061127           ARMS              No                    360
   13966508         92843        CA        20030801         20030718            20030901              20330801         20061115           ARMS              No                    360
   13966799         92109        CA        20030801         20030709            20030901              20330801         20061103           ARMS              No                    360
   13966805         33040        FL        20030701         20030627            20030801              20330701         20061117           ARMS              No                    360
   13966835         85250        AZ        20030801         20030709            20030901              20330801         20061109           ARMS              No                    360
   13966846         90272        CA        20030801         20030731            20030901              20330801         20061129           ARMS              No                    360
   13968780         94022        CA        20030801         20030708            20030901              20330801         20061115           ARMS              No                    360
   13968791         33327        FL        20030801         20030714            20030901              20330801         20061129           ARMS              No                    360
   13968824         84098        UT        20030801         20030711            20030901              20330801         20061107           ARMS              No                    360
   13968830         30317        GA        20030801         20030724            20030901              20330801         20061106           ARMS              No                    360
   13968847         30311        GA        20030801         20030711            20030901              20330801         20061117           ARMS              No                    360
   13968867         20169        DC        20030801         20030723            20030901              20330801         20061108           ARMS              No                    360
   13969049         33040        FL        20030701         20030617            20030801              20330701         20061101           ARMS              No                    360
   13969062         89448        NV        20030701         20030626            20030801              20330701         20061101           ARMS              No                    360
   13969072         92115        CA        20030801         20030710            20030901              20330801         20061115           ARMS              No                    360
   13969076         85749        AZ        20030801         20030710            20030901              20330801         20061107           ARMS              No                    360
   13969086         90039        CA        20030901         20030801            20031001              20330901         20061108           ARMS              No                    360
   13969124         92679        CA        20030801         20030725            20030901              20330801         20061116           ARMS              No                    360
   13969134         85375        AZ        20030801         20030724            20030901              20330801         20061025           ARMS              No                    360
   13969405         30008        GA        20030801         20030711            20030901              20330801         20061019           ARMS              No                    360
   13969408         91301        CA        20030801         20030725            20030901              20330801         20061030           ARMS              No                    360
   13969439         33160        FL        20030801         20030708            20030901              20330801         20061113           ARMS              No                    360
   13959986         93905        CA        20030801         20030702            20030901              20330801         20061109           ARMS              No                    360
   13960877         93664        CA        20030801         20030729            20030901              20330801         20061030           ARMS              No                    360
   13960878         92805        CA        20030801         20030712            20030901              20330801         20061101           ARMS              No                    360
   13960902         30215        GA        20030701         20030627            20030801              20330701         20061113           ARMS              No                    360
   13960924         74114        OK        20030901         20030821            20031001              20330901         20061107           ARMS              No                    360
   13960963         85260        AZ        20030701         20030703            20030801              20330701         20061101           ARMS              No                    360
   13960966         85255        AZ        20030801         20030722            20030901              20330801         20061103           ARMS              No                    360
   13963476         98029        WA        20030801         20030721            20030901              20330801         20061107           ARMS              No                    360
   13963480         33326        FL        20030801         20030708            20030901              20330801         20061124           ARMS              No                    360
   13963489         49684        MI        20030801         20030703            20030901              20330801         20061106           ARMS              No                    360
   13963500         20191        VA        20030701         20030616            20030801              20330701         20061115           ARMS              No                    360
   13964969         92782        CA        20030801         20030724            20030901              20330801         20061030           ARMS              No                    360
   13964985         95630        CA        20030801         20030718            20030901              20330801         20061109           ARMS              No                    360
   13964992         85040        AZ        20030801         20030703            20030901              20330801         20061122           ARMS              No                    360
   13965748         84117        UT        20030801         20030703            20030901              20330801         20061108           ARMS              No                    360
   13957440         22309        VA        20030801         20030716            20030901              20330801         20061122           ARMS              No                    360
   13957463         92201        CA        20030801         20030707            20030901              20330801         20061108           ARMS              No                    360
   13959774         36532        AL        20030701         20030623            20030801              20330701         20061106           ARMS              No                    360
   13959783         85249        AZ        20030701         20030626            20030801              20330701         20061107           ARMS              No                    360
   13959786         77084        TX        20030801         20030702            20030901              20330801         20061110           ARMS              No                    360
   13959931         85258        AZ        20030801         20030724            20030901              20330801         20061127           ARMS              No                    360
   13959958         85018        AZ        20030801         20030721            20030901              20330801         20061107           ARMS              No                    360
   13959971         20148        VA        20030801         20030707            20030901              20330801         20061102           ARMS              No                    360
   13959976         20110        VA        20030801         20030709            20030901              20330801         20061031           ARMS              No                    360
   13939746         46060        IN        20030601         20030523            20030701              20330601         20061116           ARMS              No                    360
   13940961         92532        CA        20030601         20030523            20030701              20330601         20061110           ARMS              No                    360
   13941012         22101        VA        20030601         20030530            20030701              20330601         20061118           ARMS              No                    360
   13941201         33028        FL        20030601         20030522            20030701              20330601         20061117           ARMS              No                    360
   13942540         30318        GA        20030601         20030519            20030701              20330601         20061113           ARMS              No                    360
   13942559         85262        AZ        20030601         20030527            20030701              20330601         20061116           ARMS              No                    360
   13942950         85242        AZ        20030701         20030611            20030801              20330701         20061115           ARMS              No                    360
   13942968         80863        CO        20030601         20030529            20030701              20330601         20061128           ARMS              No                    360
   13943918         85353        AZ        20030601         20030523            20030701              20330601         20061110           ARMS              No                    360
   13943965         30240        GA        20030501         20030424            20030601              20180501         20061116           ARMS              No                    180
   13944177         34952        FL        20030701         20030605            20030801              20330701         20061128           ARMS              No                    360
   13944181         32828        FL        20030601         20030530            20030701              20330601         20061101           ARMS              No                    360
   13944184         20165        VA        20030501         20030501            20030601              20330501         20061101           ARMS              No                    360
   13944189         33904        FL        20030601         20030502            20030701              20330601         20061119           ARMS              No                    360
   13944191         30215        GA        20030501         20030501            20030601              20330501         20061115           ARMS              No                    360
   13945148         91602        CA        20030701         20030617            20030801              20330701         20061108           ARMS              No                    360
   13945156         84098        UT        20030701         20030606            20030801              20330701         20061115           ARMS              No                    360
   13945182         92694        CA        20030701         20030612            20030801              20330701         20061115           ARMS              No                    360
   14048698         80219        CO        20031001         20030908            20031101              20331001         20061106           ARMS              No                    360
   14079981         6468         CT        20031001         20030915            20031101              20331001         20061027           ARMS              No                    360
   14079982         85303        AZ        20031001         20030911            20031101              20331001         20061109           ARMS              No                    360
   14083313         85023        AZ        20031001         20030911            20031101              20331001         20061106           ARMS              No                    360
   14194839         43017        OH        20031001         20030917            20031101              20331001         20061030           ARMS              No                    360
   14194873         95747        CA        20031101         20031027            20031201              20331101         20061120           ARMS              No                    360
   14194878         80132        CO        20031001         20030915            20031101              20331001         20061115           ARMS              No                    360
   14194879         85205        AZ        20031101         20031009            20031201              20331101         20061103           ARMS              No                    360
   14194880         33160        FL        20031101         20031003            20031201              20331101         20061114           ARMS              No                    360
   14194885         91766        CA        20031101         20031022            20031201              20331101         20061106           ARMS              No                    360
   14194893         44004        OH        20030901         20030812            20031001              20330901         20061110           ARMS              No                    360
   14194903         30126        GA        20031001         20030925            20031101              20331001         20061110           ARMS              No                    360
   14194907         92107        CA        20031101         20031013            20031201              20331101         20061115           ARMS              No                    360
   14194911         30305        GA        20030301         20030221            20030401              20330301         20061101           ARMS              No                    360
   14194912         8260         NJ        20031101         20031022            20031201              20331101         20061111           ARMS              No                    360
   14194913         87110        NM        20031001         20030918            20031101              20331001         20061128           ARMS              No                    360
   14194924         92533        CA        20030901         20030827            20031001              20330901         20061107           ARMS              No                    360
   14194926         92376        CA        20031001         20030829            20031101              20331001         20061107           ARMS              No                    360
   14194927         33160        FL        20030901         20030820            20031001              20330901         20061109           ARMS              No                    360
   14194929         85204        AZ        20031101         20031017            20031201              20331101         20061129           ARMS              No                    360
   14194930         92630        CA        20031101         20031014            20031201              20331101         20061127           ARMS              No                    360
   14194937         80204        CO        20031101         20031031            20031201              20331101         20061102           ARMS              No                    360
   14194938         33040        FL        20031001         20030930            20031101              20331001         20061109           ARMS              No                    360
   14194939         85335        AZ        20031001         20030925            20031101              20331001         20061110           ARMS              No                    360
   14194940         91303        CA        20031001         20030910            20031101              20331001         20061116           ARMS              No                    360
   14194942         80204        CO        20031101         20031031            20031201              20331101         20061102           ARMS              No                    360
   14194944         92028        CA        20031001         20030908            20031101              20331001         20061115           ARMS              No                    360
   14194946         37804        TN        20031101         20031009            20031201              20331101         20061130           ARMS              No                    360
   14194947         23112        VA        20031101         20031021            20031201              20331101         20061115           ARMS              No                    360
   14194960         91506        CA        20031001         20030922            20031101              20331001         20061031           ARMS              No                    360
   14194964         76018        TX        20030601         20030602            20030701              20330601         20061102           ARMS              No                    360
   14194965         30308        GA        20031101         20031008            20031201              20331101         20061031           ARMS              No                    360
   14194976         80918        CO        20031101         20031031            20031201              20331101         20061106           ARMS              No                    360
   14194984         76016        TX        20031101         20031031            20031201              20331101         20061110           ARMS              No                    360
   14194995         86351        AZ        20031001         20030902            20031101              20331001         20061102           ARMS              No                    360
   14194996         85323        AZ        20031101         20031014            20031201              20331101         20061110           ARMS              No                    360
   14194999         85323        AZ        20031001         20030915            20031101              20331001         20061113           ARMS              No                    360
   14195003         33434        FL        20031101         20031017            20031201              20331101         20061108           ARMS              No                    360
   14195004         22193        VA        20031001         20030930            20031101              20331001         20061115           ARMS              No                    360
   14195018         33024        FL        20031001         20030925            20031101              20331001         20061128           ARMS              No                    360
   14195021         85282        AZ        20031001         20030924            20031101              20331001         20061101           ARMS              No                    360
   14195023         85048        AZ        20031101         20031024            20031201              20331101         20061113           ARMS              No                    360
   14195030         30044        GA        20031101         20031021            20031201              20331101         20061130           ARMS              No                    360
   14195032         30082        GA        20030801         20030729            20030901              20330801         20061110           ARMS              No                    360
   14195037         85022        AZ        20031101         20031029            20031201              20331101         20061107           ARMS              No                    360
   14195050         30082        GA        20031001         20030930            20031101              20331001         20061108           ARMS              No                    360
   14195052         85297        AZ        20031101         20031029            20031201              20331101         20061025           ARMS              No                    360
   14195058         95125        CA        20031101         20031013            20031201              20331101         20061102           ARMS              No                    360
   14195071         92373        CA        20031101         20031001            20031201              20331101         20061030           ARMS              No                    360
   14195073         37064        TN        20031001         20030923            20031101              20331001         20061120           ARMS              No                    360
   14195074         85331        AZ        20031101         20031020            20031201              20331101         20061101           ARMS              No                    360
   14195077         33181        FL        20031001         20030911            20031101              20331001         20061108           ARMS              No                    360
   14195082         91306        CA        20030801         20030724            20030901              20330801         20061107           ARMS              No                    360
   14195096         85249        AZ        20031101         20031016            20031201              20331101         20061109           ARMS              No                    360
   14195097         33050        FL        20031101         20031017            20031201              20331101         20061107           ARMS              No                    360
   14195098         91302        CA        20030901         20030801            20031001              20330901         20061101           ARMS              No                    360
   14195099         3820         NH        20031101         20031030            20031201              20331101         20061130           ARMS              No                    360
   14195100         32541        FL        20031001         20030915            20031101              20331001         20061117           ARMS              No                    360
   14195106         78109        TX        20031001         20030926            20031101              20331001         20061116           ARMS              No                    360
   14195107         7977         NJ        20031001         20030925            20031101              20331001         20061120           ARMS              No                    360
   14195123         33991        FL        20030901         20030816            20031001              20330901         20061030           ARMS              No                    360
   14195130         30314        GA        20031001         20030916            20031101              20331001         20060901           ARMS              No                    360
   14195133         33160        FL        20031001         20031003            20031101              20331001         20061114           ARMS              No                    360
   14195138         92116        CA        20030801         20030725            20030901              20330801         20061101           ARMS              No                    360
   14195139         30189        GA        20031101         20031010            20031201              20331101         20061130           ARMS              No                    360
   14195143         33160        FL        20030901         20030828            20031001              20330901         20061109           ARMS              No                    360
   14195150         30318        GA        20031001         20030916            20031101              20331001         20060901           ARMS              No                    360
   14195156         30144        GA        20030801         20030805            20030901              20330801         20061113           ARMS              No                    360
   14195158         55412        MN        20031101         20031024            20031201              20331101         20061120           ARMS              No                    360
   14195162         6268         CT        20031101         20031003            20031201              20331101         20060926           ARMS              No                    360
   14195165         75180        TX        20031001         20030926            20031101              20331001         20061109           ARMS              No                    360
   14195167         98021        WA        20031001         20030918            20031101              20331001         20061107           ARMS              No                    360
   14195177         30134        GA        20031001         20030919            20031101              20331001         20061130           ARMS              No                    360
   14195178         30318        GA        20031001         20030917            20031101              20331001         20060901           ARMS              No                    360
   14195180         85233        AZ        20031101         20031022            20031201              20331101         20061024           ARMS              No                    360
   14195181         89031        NV        20031101         20031014            20031201              20331101         20061106           ARMS              No                    360
   14195183         2124         MA        20030901         20030813            20031001              20330901         20061114           ARMS              No                    360
   14195186         19087        PA        20031101         20031023            20031201              20331101         20061102           ARMS              No                    360
   14195187         28269        NC        20031001         20030930            20031101              20331001         20061110           ARMS              No                    360
   14195192         85281        AZ        20031001         20030915            20031101              20331001         20061108           ARMS              No                    360
   14195194         89113        NV        20031101         20031003            20031201              20331101         20061101           ARMS              No                    360
   14195198         33160        FL        20030901         20030902            20031001              20330901         20061109           ARMS              No                    360
   14195199         81647        CO        20031001         20030924            20031101              20331001         20061109           ARMS              No                    360
   14195204         80478        CO        20030801         20030728            20030901              20330801         20061108           ARMS              No                    360
   14195207         30076        GA        20031101         20031017            20031201              20331101         20061128           ARMS              No                    360
   14195214         31833        GA        20031001         20030912            20031101              20331001         20061110           ARMS              No                    360
   14195215         28226        NC        20031001         20030925            20031101              20331001         20061120           ARMS              No                    360
   14195217         33837        FL        20031101         20031017            20031201              20331101         20061101           ARMS              No                    360
   14195223         85205        AZ        20031101         20031010            20031201              20331101         20061107           ARMS              No                    360
   14195225         92103        CA        20030901         20030811            20031001              20330901         20061031           ARMS              No                    360
   14195226         20169        VA        20031001         20030924            20031101              20331001         20061109           ARMS              No                    360
   14195228         33160        FL        20030901         20030829            20031001              20330901         20061120           ARMS              No                    360
   14195229         34759        FL        20031001         20030930            20031101              20331001         20061103           ARMS              No                    360
   14195234         33040        FL        20031001         20030912            20031101              20331001         20061101           ARMS              No                    360
   14195238         80227        CO        20031001         20030925            20031101              20331001         20061106           ARMS              No                    360
   14195244         30075        GA        20031001         20030926            20031101              20331001         20061113           ARMS              No                    360
   14195248         33319        FL        20031001         20030908            20031101              20331001         20061106           ARMS              No                    360
   14195250         22193        VA        20030801         20030725            20030901              20330801         20061127           ARMS              No                    360
   14195257         29130        SC        20031001         20031002            20031101              20331001         20061124           ARMS              No                    360
   14195258         78550        TX        20031001         20030919            20031101              20331001         20061106           ARMS              No                    360
   14195262         33156        FL        20031101         20031001            20031201              20331101         20061116           ARMS              No                    360
   14195265         90042        CA        20030801         20030708            20030901              20330801         20061128           ARMS              No                    360
   14195267         92109        CA        20031101         20031010            20031201              20331101         20061106           ARMS              No                    360
   14195273         33040        FL        20031001         20030925            20031101              20331001         20061115           ARMS              No                    360
   14195274         80908        CO        20031101         20031103            20031201              20331101         20061106           ARMS              No                    360
   14195295         46254        IN        20031101         20031030            20031201              20331101         20061115           ARMS              No                    360
   14195298         85301        AZ        20031101         20031029            20031201              20331101         20061109           ARMS              No                    360
   13918450         92019        CA        20030501         20030418            20030601              20330501         20061106           ARMS              No                    360
   13918921         91316        CA        20030501         20030428            20030601              20330501         20061108           ARMS              No                    360
   13920340         93449        CA        20030501         20030410            20030601              20330501         20061106           ARMS              No                    360
   13920856         94565        CA        20030501         20030422            20030601              20330501         20061113           ARMS              No                    360
   13920884         30328        GA        20030501         20030421            20030601              20330501         20061114           ARMS              No                    360
   13920894         30328        GA        20030501         20030421            20030601              20330501         20061114           ARMS              No                    360
   13921034         30305        GA        20030501         20030429            20030601              20330501         20061116           ARMS              No                    360
   13921045         30030        GA        20030501         20030421            20030601              20330501         20061101           ARMS              No                    360
   13921054         8260         NJ        20030701         20030606            20030801              20330701         20061120           ARMS              No                    360
   13923149         97229        OR        20030501         20030408            20030601              20330501         20061101           ARMS              No                    360
   13923156         95014        CA        20030401         20030402            20030501              20330401         20061130           ARMS              No                    360
   13923189         90069        CA        20030501         20030428            20030601              20330501         20061128           ARMS              No                    360
   13924092         85086        AZ        20030601         20030521            20030701              20330601         20061114           ARMS              No                    360
   13924093         85040        AZ        20030701         20030620            20030801              20330701         20061101           ARMS              No                    360
   13924126         30097        GA        20030501         20030410            20030601              20330501         20061102           ARMS              No                    360
   13924130         30534        GA        20030501         20030428            20030601              20330501         20061116           ARMS              No                    360
   13925186         37215        TN        20030801         20030710            20030901              20330801         20060913           ARMS              No                    360
   13925354         92707        CA        20030601         20030515            20030701              20330601         20061115           ARMS              No                    360
   13925358         92677        CA        20030601         20030506            20030701              20330601         20061101           ARMS              No                    360
   13925377         90804        CA        20030601         20030520            20030701              20330601         20061108           ARMS              No                    360
   13925395         95132        CA        20030601         20030513            20030701              20330601         20061103           ARMS              No                    360
   13925397         30318        GA        20030501         20030502            20030601              20330501         20061120           ARMS              No                    360
   13925631         77008        TX        20030601         20030513            20030701              20330601         20061101           ARMS              No                    360
   13928945         85050        AZ        20030601         20030529            20030701              20330601         20061101           ARMS              No                    360
   13929598         30319        GA        20030601         20030508            20030701              20330601         20061106           ARMS              No                    360
   13929629         23220        VA        20030601         20030509            20030701              20330601         20061110           ARMS              No                    360
   13929663         74133        OK        20030701         20030625            20030801              20330701         20061115           ARMS              No                    360
   13929676         34747        FL        20030601         20030516            20030701              20330601         20061101           ARMS              No                    360
   13930683         90278        CA        20030601         20030530            20030701              20330601         20061129           ARMS              No                    360
   13930760         92037        CA        20030601         20030529            20030701              20330601         20061110           ARMS              No                    360
   13936833         28134        NC        20030601         20030530            20030701              20330601         20061130           ARMS              No                    360
   13936837         32789        FL        20030501         20030512            20030601              20330501         20061108           ARMS              No                    360
   13936855         30144        GA        20030501         20030501            20030601              20330501         20061113           ARMS              No                    360
   13936870         91354        CA        20030601         20030516            20030701              20330601         20061117           ARMS              No                    360
   13937185         92653        CA        20030601         20030514            20030701              20330601         20061013           ARMS              No                    360
   13937349         90039        CA        20030601         20030516            20030701              20330601         20061110           ARMS              No                    360
   13939705         92109        CA        20030701         20030618            20030801              20330701         20061115           ARMS              No                    360
   13939721         30741        GA        20030501         20030424            20030601              20330501         20061125           ARMS              No                    360
   13779148         90068        CA        20030301         20030219            20030401              20330301         20061103           ARMS              No                    360
   13779844         94970        CA        20030501         20030401            20030601              20330501         20061115           ARMS              No                    360
   13870382         85226        AZ        20030301         20030227            20030401              20330301         20061115           ARMS              No                    360
   13906574         84098        UT        20030401         20030327            20030501              20330401         20061102           ARMS              No                    360
   13906930         28741        NC        20030601         20030516            20030701              20330601         20061127           ARMS              No                    360
   13907565         22044        VA        20030201         20030205            20030301              20330201         20061109           ARMS              No                    360
   13907663         94044        CA        20030501         20030402            20030601              20330501         20061103           ARMS              No                    360
   13907680         30152        GA        20030501         20030421            20030601              20330501         20061103           ARMS              No                    360
   13909928         55013        MN        20030501         20030417            20030601              20330501         20061113           ARMS              No                    360
   13909933         55013        MN        20030501         20030417            20030601              20330501         20061114           ARMS              No                    360
   13910251         20165        VA        20030501         20030429            20030601              20330501         20061129           ARMS              No                    360
   13918448         91304        CA        20030501         20030509            20030601              20330501         20061106           ARMS              No                    360
   13946201         33848        FL        20030701         20030613            20030801              20330701         20061129           ARMS              No                    360
   13947171         94591        CA        20030701         20030616            20030801              20330701         20061116           ARMS              No                    360
   13947172         95123        CA        20030701         20030627            20030801              20330701         20061115           ARMS              No                    360
   13947179         85268        AZ        20030701         20030619            20030801              20330701         20061129           ARMS              No                    360
   13948537         33133        FL        20030701         20030606            20030801              20330701         20061031           ARMS              No                    360
   13948541         85086        AZ        20030701         20030613            20030801              20330701         20061120           ARMS              No                    360
   13948548         45066        OH        20030601         20030514            20030701              20330601         20061111           ARMS              No                    360
   13948571         85382        AZ        20030701         20030611            20030801              20330701         20061113           ARMS              No                    360
   13948721         77375        TX        20030701         20030612            20030801              20330701         20061127           ARMS              No                    360
   13948726         92101        CA        20030801         20030707            20030901              20330801         20061106           ARMS              No                    360
   13948727         92101        CA        20030801         20030707            20030901              20330801         20061106           ARMS              No                    360
   13948763         92661        CA        20030701         20030626            20030801              20330701         20061120           ARMS              No                    360
   13948792         33904        FL        20030601         20030516            20030701              20330601         20061119           ARMS              No                    360
   13948796         22181        VA        20030601         20030519            20030701              20330601         20061110           ARMS              No                    360
   13948798         6810         CT        20030601         20030519            20030701              20330601         20061107           ARMS              No                    360
   13949276         30296        GA        20030701         20030605            20030801              20330701         20061116           ARMS              No                    360
   13949576         30328        GA        20030701         20030606            20030801              20330701         20061114           ARMS              No                    360
   13949602         2119         MA        20030701         20030613            20030801              20330701         20061106           ARMS              No                    360
   13949606         1564         MA        20030801         20030709            20030901              20330801         20061113           ARMS              No                    360
   13949610         44321        OH        20030201         20030129            20030301              20330201         20061115           ARMS              No                    360
   13950085         85212        AZ        20030701         20030618            20030801              20330701         20061115           ARMS              No                    360
   13950108         36561        AL        20030701         20030613            20030801              20330701         20061120           ARMS              No                    360
   13950137         2641         MA        20030801         20030715            20030901              20330801         20061114           ARMS              No                    360
   13953919         80207        CO        20030701         20030618            20030801              20330701         20061107           ARMS              No                    360
   13953937         33024        FL        20030601         20030527            20030701              20330601         20061119           ARMS              No                    360
   13953956         33903        FL        20030701         20030616            20030801              20330701         20061113           ARMS              No                    360
   13954014         85297        AZ        20030701         20030625            20030801              20330701         20061116           ARMS              No                    360
   13954045         95820        CA        20030701         20030630            20030801              20330701         20060927           ARMS              No                    360
   13954930         34655        FL        20030601         20030523            20030701              20330601         20061101           ARMS              No                    360
   13954980         30701        GA        20030601         20030529            20030701              20330601         20061115           ARMS              No                    360
   13954987         84098        UT        20030701         20030619            20030801              20330701         20061101           ARMS              No                    360
   13955017         20850        MD        20030701         20030624            20030801              20330701         20061102           ARMS              No                    360
   13955275         95037        CA        20030801         20030717            20030901              20330801         20061106           ARMS              No                    360
   13955315         92879        CA        20030701         20030617            20030801              20330701         20061109           ARMS              No                    360
   13956603         85282        AZ        20030701         20030627            20030801              20330701         20061106           ARMS              No                    360
   13956605         85302        AZ        20030701         20030619            20030801              20330701         20061103           ARMS              No                    360
   13956609         85296        AZ        20030801         20030716            20030901              20330801         20061127           ARMS              No                    360
   13956618         85258        AZ        20030801         20030617            20030901              20330801         20061110           ARMS              No                    360
   13956627         66215        KS        20030801         20030702            20030901              20330801         20061030           ARMS              No                    360
   13956635         85282        AZ        20030801         20030707            20030901              20330801         20061106           ARMS              No                    360
   13957048         85323        AZ        20030801         20030721            20030901              20330801         20061130           ARMS              No                    360
   13957067         97229        OR        20030701         20030630            20030801              20330701         20061110           ARMS              No                    360
   13957084         32824        FL        20030801         20030711            20030901              20330801         20061113           ARMS              No                    360
   13957095         89118        NV        20030701         20030625            20030801              20330701         20061106           ARMS              No                    360
   13957096         30030        GA        20030701         20030627            20030801              20330701         20061106           ARMS              No                    360
   13957401         60411        IL        20030701         20030703            20030801              20330701         20061106           ARMS              No                    360
   13957423         92646        CA        20030701         20030619            20030801              20330701         20061102           ARMS              No                    360
   13945513         30342        GA        20030601         20030528            20030701              20330601         20061109           ARMS              No                    360
   13945768         70022        GA        20030601         20030605            20030701              20330601         20061031           ARMS              No                    360
   13945796         92130        CA        20030701         20030616            20030801              20330701         20061102           ARMS              No                    360
   13946193         27959        NC        20030601         20030515            20030701              20330601         20061101           ARMS              No                    360
   14188587         30087        GA        20030501         20030328            20030601              20330501         20061201           ARMS              No                    360
   14188589         30075        GA        20031001         20030926            20031101              20331001         20061201           ARMS              No                    360
   14152492         27502        NC        20010901         20010901            20011001              20310901         20061103           ARMS              No                    360
   14152493         48374        MI        20011101         20011101            20011201              20311101         20061114           ARMS              No                    360
   14152631         40513        KY        20010801         20010801            20010901              20310801         20061106           ARMS              No                    360
   14152476         77077        TX        20011001         20011001            20011101              20311001         20061101           ARMS              No                    360
   13907901         60544        IL        20030301         20030227            20030401              20330301         20061201           ARMS              No                    360
   14188570         49120        MI        20030701         20030606            20030801              20330701         20070101           ARMS              No                    360
   13907906         78628        TX        20030301         20030221            20030401              20330301         20061201           ARMS              No                    360
   14188573         20872        MD        20030901         20030804            20031001              20330901         20070101           ARMS              No                    360
   14145510         27101        NC        20010301         20010303            20010401              20310301         20061101           ARMS              No                    360
   14152644         95630        CA        20010801         20010801            20010901              20310801         20061106           ARMS              No                    360
   13907910         33483        FL        20030301         20030214            20030401              20330301         20070101           ARMS              No                    360
   14188745         30507        GA        20030801         20030731            20030901              20330801         20061201           ARMS              No                    360
   14145336         44320        OH        20010201         20010110            20010301              20310201         20061201           ARMS              No                    360
   14152465         80209        CO        20010901         20010901            20011001              20310901         20061109           ARMS              No                    360
   14188720         30248        GA        20031001         20030909            20031101              20331001         20061201           ARMS              No                    360
   14188721         33614        FL        20030901         20030822            20031001              20330901         20061201           ARMS              No                    360
   14188562         30064        GA        20031001         20030926            20031101              20331001         20061201           ARMS              No                    360
   14188725         30506        GA        20031001         20030915            20031101              20331001         20070101           ARMS              No                    360
   14188726         30078        GA        20030801         20030718            20030901              20330801         20061201           ARMS              No                    360
   14188565         30507        GA        20030801         20030731            20030901              20330801         20061201           ARMS              No                    360
   14188710         30507        GA        20030801         20030731            20030901              20330801         20061201           ARMS              No                    360
   14188712         30305        GA        20030901         20030815            20031001              20330901         20070101           ARMS              No                    360
   14152299         94530        CA        20010901         20010901            20011001              20310901         20061114           ARMS              No                    360
   14188715         30157        GA        20031001         20030925            20031101              20331001         20061201           ARMS              No                    360
   14188555         30274        GA        20031001         20030930            20031101              20331001         20061201           ARMS              No                    360
   14152460         93940        CA        20011001         20011001            20011101              20311001         20061110           ARMS              No                    360
   16396895         91206        CA        20030601         20030514            20030701              20330601         20070201           ARMS              No                    360
   16396896         93117        CA        20030601         20030513            20030701              20330601         20070101           ARMS              No                    360
   16396897         20814        MD        20030601         20030515            20030701              20330601         20070101           ARMS              No                    360
   16396898         6897         CT        20030501         20030424            20030601              20330501         20061201           ARMS              No                    360
   14152443         30305        GA        20011101         20011101            20011201              20311101         20061103           ARMS              No                    360
   14188701         22824        VA        20030701         20030623            20030801              20330701         20061201           ARMS              No                    360
   14188543         20721        MD        20030901         20030808            20031001              20330901         20061201           ARMS              No                    360
   14188544         30507        GA        20030501         20030501            20030601              20330501         20061201           ARMS              No                    360
   14188706         33837        FL        20030901         20030811            20031001              20330901         20070101           ARMS              No                    360
   14188548         30110        GA        20031001         20030930            20031101              20331001         20061101           ARMS              No                    360
   14188529         30308        GA        20030901         20030825            20031001              20330901         20061201           ARMS              No                    360
   16396880         7458         NJ        20030501         20030425            20030601              20330501         20070101           ARMS              No                    360
   16396882         93950        CA        20030501         20030417            20030601              20330501         20061201           ARMS              No                    360
   16396883         95117        CA        20030501         20030423            20030601              20330501         20070101           ARMS              No                    360
   16396884         92629        CA        20030601         20030508            20030701              20330601         20070101           ARMS              No                    360
   16396885         90266        CA        20030501         20030429            20030601              20330501         20061001           ARMS              No                    360
   16396886         95124        CA        20030601         20030506            20030701              20330601         20061201           ARMS              No                    360
   16396887         94550        CA        20030601         20030515            20030701              20330601         20070101           ARMS              No                    360
   13975878         95032        CA        20030801         20030725            20030901              20330801         20060913           ARMS              No                    360
   16396888         95136        CA        20030601         20030514            20030701              20330601         20061201           ARMS              No                    360
   16396889         94928        CA        20030601         20030501            20030701              20330601         20061201           ARMS              No                    360
   14152277         95125        CA        20010901         20010901            20011001              20310901         20061115           ARMS              No                    360
   14188533         30309        GA        20031001         20030925            20031101              20331001         20061201           ARMS              No                    360
   14178571         32550        FL        20031001         20030918            20031101              20331001         20061201           ARMS              No                    360
   14188536         32550        FL        20030901         20030829            20031001              20330901         20061201           ARMS              No                    360
   14188539         30507        GA        20030801         20030731            20030901              20330801         20061201           ARMS              No                    360
   16396890         92662        CA        20030601         20030507            20030701              20330601         20061201           ARMS              No                    360
   16396891         80206        CO        20030501         20030502            20030601              20330501         20070101           ARMS              No                    360
   16396893         30281        GA        20030601         20030516            20030701              20330601         20061201           ARMS              No                    360
   14152268         40059        KY        20010901         20010901            20011001              20310901         20061130           ARMS              No                    360
   14178384         92009        CA        20011101         20011101            20011201              20311101         20061101           ARMS              No                    360
   14183896         1821         MA        20031101         20031015            20031201              20331101         20061201           ARMS              No                    360
   16396862         33442        FL        20030601         20030502            20030701              20330601         20061201           ARMS              No                    360
   16396863         37211        TN        20030501         20030429            20030601              20330501         20061201           ARMS              No                    360
   16396864         28461        NC        20030201         20030128            20030301              20330201         20061201           ARMS              No                    360
   16396865         30341        GA        20030301         20030207            20030401              20330301         20061201           ARMS              No                    360
   16396866         60657        IL        20021201         20021106            20030101              20321201         20061201           ARMS              No                    360
   16396869         60064        IL        20030501         20030414            20030601              20330501         20061201           ARMS              No                    360
   14178390         30306        GA        20011101         20011101            20011201              20311101         20061106           ARMS              No                    360
   13908094         78504        TX        20030401         20030314            20030501              20330401         20061201           ARMS              No                    360
   14159681         11231        NY        20020401         20020326            20020501              20320401         20061101           ARMS              No                    360
   16396870         19057        PA        20021201         20021125            20030101              20321201         20061201           ARMS              No                    360
   14159686         94087        CA        20020401         20020320            20020501              20320401         20061201           ARMS              No                    360
   16396871         44515        OH        20030501         20030409            20030601              20330501         20061201           ARMS              No                    360
   16396872         6850         CT        20020801         20020703            20020901              20320801         20061201           ARMS              No                    360
   14159688         91011        CA        20020401         20020312            20020501              20320401         20061201           ARMS              No                    360
   16396873         21042        MD        20020801         20020730            20020901              20320801         20061201           ARMS              No                    360
   16396876         21401        MD        20030201         20030122            20030301              20330201         20061201           ARMS              No                    360
   16396877         11704        NY        20030401         20030307            20030501              20330401         20060901           ARMS              No                    360
   16396878         2655         MA        20030401         20030311            20030501              20330401         20061201           ARMS              No                    360
   16396879         28409        NC        20030601         20030515            20030701              20330601         20061201           ARMS              No                    360
   13976599         59803        MT        20030601                             20030701              20330601         20061201           ARMS              No                    360
   14184189         39525        MS        20030701         20030623            20030801              20330701         20070101           ARMS              No                    360
   13968136         46032        IN        20030501         20030417            20030601              20330501         20061201           ARMS              No                    360
   13968139         60435        IL        20030501         20030429            20030601              20330501         20061201           ARMS              No                    360
   14183804         19038        PA        20030901         20030905            20031001              20330901         20061201           ARMS              No                    360
   13968156         98346        WA        20030701         20030609            20030801              20330701         20061201           ARMS              No                    360
   14178302         98033        WA        20011001         20011001            20011101              20311001         20061115           ARMS              No                    360
   14183652         47327        IN        20030501         20030418            20030601              20330501         20060901           ARMS              No                    360
   14183816         15216        PA        20030901         20030829            20031001              20330901         20061201           ARMS              No                    360
   13968321         15235        PA        20030601         20030530            20030701              20330601         20070101           ARMS              No                    360
   14183659         16602        PA        20030901         20030828            20031001              20330901         20061201           ARMS              No                    360
   13908010         95405        CA        20030401         20030321            20030501              20330401         20061201           ARMS              No                    360
   13968339         74604        OK        20030701         20030603            20030801              20330701         20070101           ARMS              No                    360
   13908022         94583        CA        20030401         20030304            20030501              20330401         20070101           ARMS              No                    360
   14178324         92701        CA        20011001         20011001            20011101              20311001         20061101           ARMS              No                    360
   14183836         37323        TN        20030901         20030829            20031001              20330901         20061201           ARMS              No                    360
   14159621         48098        MI        20020201         20020124            20020301              20320201         20061101           ARMS              No                    360
   14183843         67211        KS        20031001         20030919            20031101              20331001         20061201           ARMS              No                    360
   14183845         98948        WA        20030801         20030725            20030901              20330801         20061201           ARMS              No                    360
   14159631         30309        GA        20020401         20020308            20020501              20320401         20061101           ARMS              No                    360
   14178346         7417         NJ        20011101         20011101            20011201              20311101         20061110           ARMS              No                    360
   14178347         33486        FL        20011101         20011101            20011201              20311101         20061201           ARMS              No                    360
   13976541         10301        NY        20030701                             20030801              20330701         20061201           ARMS              No                    360
   14178348         91207        CA        20011001         20011001            20011101              20311001         20061115           ARMS              No                    360
   14159637         98119        WA        20020301         20020225            20020401              20320301         20061101           ARMS              No                    360
   13976544         40509        KY        20021101                             20021201              20321101         20061101           ARMS              No                    360
   14178510         55053        MN        20011001         20011001            20011101              20311001         20061129           ARMS              No                    360
   14178514         7059         NJ        20011101         20011101            20011201              20311101         20061030           ARMS              No                    360
   16396832         75093        TX        20021101         20021025            20021201              20321101         20061201           ARMS              No                    360
   16396833         78130        TX        20021201         20021115            20030101              20321201         20061001           ARMS              No                    360
   16396834         84065        UT        20030101         20021226            20030201              20330101         20061201           ARMS              No                    360
   16396835         89128        NV        20030201         20030124            20030301              20330201         20061201           ARMS              No                    360
   16396836         84020        UT        20030301         20030221            20030401              20330301         20061201           ARMS              No                    360
   16396837         84004        UT        20030401         20030317            20030501              20330401         20070101           ARMS              No                    360
   16396838         89123        NV        20030301         20030219            20030401              20330301         20070101           ARMS              No                    360
   16396839         98270        WA        20021101         20021028            20021201              20321101         20061201           ARMS              No                    360
   13968378         44311        OH        20030701         20030612            20030801              20330701         20070101           ARMS              No                    360
   13908066         48706        MI        20030401         20030304            20030501              20330401         20061201           ARMS              No                    360
   14178364         92648        CA        20011001         20011001            20011101              20311001         20061106           ARMS              No                    360
   16396840         48034        MI        20030101         20021213            20030201              20330101         20070101           ARMS              No                    360
   16396841         85255        AZ        20030201         20030127            20030301              20330201         20061201           ARMS              No                    360
   16396842         84097        UT        20030301         20030210            20030401              20330301         20061201           ARMS              No                    360
   16396843         98118        WA        20030301         20030224            20030401              20330301         20061201           ARMS              No                    360
   16396844         85018        AZ        20030301         20030210            20030401              20330301         20061201           ARMS              No                    360
   16396845         85310        AZ        20030301         20030214            20030401              20330301         20061201           ARMS              No                    360
   16396846         85308        AZ        20030301         20030210            20030401              20330301         20061201           ARMS              No                    360
   16396847         95135        CA        20030401         20030326            20030501              20330401         20061201           ARMS              No                    360
   16396848         80501        CO        20030401         20030317            20030501              20330401         20061201           ARMS              No                    360
   16396849         85331        AZ        20030501         20030424            20030601              20330501         20070101           ARMS              No                    360
   14178370         2113         MA        20011101         20011101            20011201              20311101         20061101           ARMS              No                    360
   13908079         2643         MA        20030201         20030124            20030301              20330201         20061201           ARMS              No                    360
   16396850         85262        AZ        20030501         20030418            20030601              20330501         20061201           ARMS              No                    360
   16396851         85302        AZ        20030501         20030430            20030601              20330501         20070101           ARMS              No                    360
   16396852         80220        CO        20020801         20020717            20020901              20320801         20070101           ARMS              No                    360
   14159668         60614        IL        20020401         20020327            20020501              20320401         20061201           ARMS              No                    360
   16396853         85253        AZ        20030401         20030314            20030501              20330401         20061201           ARMS              No                    360
   16396855         34786        FL        20030101         20021209            20030201              20330101         20070101           ARMS              No                    360
   16396856         33919        FL        20020801         20020730            20020901              20320801         20061201           ARMS              No                    360
   16396857         31411        GA        20030201         20030117            20030301              20330201         20061201           ARMS              No                    360
   16396858         29651        SC        20030201         20030128            20030301              20330201         20061201           ARMS              No                    360
   16396859         28215        NC        20030201         20030128            20030301              20330201         20061201           ARMS              No                    360
   14152402         90045        CA        20011101         20011101            20011201              20311101         20061113           ARMS              No                    360
   14178380         6810         CT        20011001         20011001            20011101              20311001         20061101           ARMS              No                    360
   14178542         80227        CO        20011101         20011101            20011201              20311101         20061116           ARMS              No                    360
   13907880         98365        WA        20030401         20030307            20030501              20330401         20061201           ARMS              No                    360
   13907882         32137        FL        20030301         20030301            20030401              20330301         20070101           ARMS              No                    360
   13907894         92122        CA        20030301         20030220            20030401              20330301         20061201           ARMS              No                    360
   14184134         47403        IN        20030901         20030905            20031001              20330901         20061201           ARMS              No                    360
   14145671         46208        IN        20010201         20010131            20010301              20310201         20061201           ARMS              No                    360
   14145682         78526        TX        20010501         20010411            20010601              20310501         20061201           ARMS              No                    360
   13982191         60506        IL        20001101         20001013            20001201              20301101         20061201           ARMS              No                    360
   14195011         12189        NY        20031001         20030924            20031101              20331001         20061101           ARMS              No                    360
   14184173         60505        IL        20031001         20030918            20031101              20331001         20070101           ARMS              No                    360
   14003261         7655         NJ        20010601         20010601            20010701              20310601         20061201           ARMS              No                    360
   14059121         1951         MA        20030701         20030613            20030801              20330701         20061201           ARMS              No                    360
   14152684         11218        NY        20011001         20011001            20011101              20311001         20061115           ARMS              No                    360
   13907952         33060        FL        20030401         20030314            20030501              20330401         20070101           ARMS              No                    360
   14003272         76132        TX        20010701         20010701            20010801              20310701         20061201           ARMS              No                    360
   14059130         31521        GA        20030801         20030703            20030901              20330801         20061201           ARMS              No                    360
   14184033         46220        IN        20030901         20030822            20031001              20330901         20061201           ARMS              No                    360
   14188597         30040        GA        20030901         20030902            20031001              20330901         20061201           ARMS              No                    360
   14003407         10504        NY        20010601         20010601            20010701              20310601         20061001           ARMS              No                    360
   14059102         85249        AZ        20021001         20020917            20021101              20321001         20061201           ARMS              No                    360
   14059104         10506        NY        20030701         20030619            20030801              20330701         20061201           ARMS              No                    360
   13982046         19006        PA        19990901         19990830            19991001              20290901         20061201           ARMS              No                    360
   13907771         95476        CA        20030301         20030304            20030401              20330301         20061201           ARMS              No                    360
   14003411         60302        IL        20010701         20010701            20010801              20310701         20061101           ARMS              No                    360
   14003415         10583        NY        20010601         20010601            20010701              20310601         20061101           ARMS              No                    360
   14003417         30319        GA        20010601         20010601            20010701              20310601         20061101           ARMS              No                    360
   14184013         60901        IL        20031001         20030912            20031101              20331001         20061201           ARMS              No                    360
   14059115         33446        FL        20030701         20030619            20030801              20330701         20061201           ARMS              No                    360
   14145705         72207        AR        20010501         20010413            20010601              20310501         20061201           ARMS              No                    360
   13982050         10536        NY        20001101         20001028            20001201              20301101         20061201           ARMS              No                    360
   14152679         30127        GA        20010801         20010801            20010901              20310801         20061116           ARMS              No                    360
LOAN_SEQ         AMORT_TERM1          STATED_REM_TERM           ORIGINAL_BALANCE           CURRENT_BALANCE            LIEN          SR_LIEN_BALANCE          JR_LIEN_BALANCE         SALES_PRICE
   16723414             360                    359                      250000                     250000             First Lien              0                      75000                   0
   16723433             360                    359                      440000                     440000             First Lien              0                      54500                   0
   16723434             360                    359                      314150                   313886.07            First Lien              0                      78550                392728
   16723436             360                    359                      404000                     404000             First Lien              0                      101000               505000
   16723259             360                    359                      456000                     456000             First Lien              0                      57500                   0
   16723307             360                    359                      607950                     607950             First Lien              0                      37950                759948
   16723326             360                    359                      460000                     460000             First Lien              0                        0                     0
   16723329             360                    359                      496000                     496000             First Lien              0                      124000               620000
   16723332             360                    359                      489600                   489459.91            First Lien              0                      122400                  0
   16723336             360                    359                      405000                   404624.88            First Lien              0                        0                     0
   16384002             360                    355                       69600                    69565.24            First Lien              0                      13050                 87000
   16567155             360                    358                       74000                     74000              First Lien              0                      13875                 92500
   16609650             360                    357                      305000                   304967.61            First Lien              0                        0                     0
   16609670             360                    358                      148000                   147815.37            First Lien              0                      37000                185000
   16606188             360                    357                      168000                     168000             First Lien              0                        0                  210000
   16609603             360                    358                      119200                     119200             First Lien              0                      29800                149000
   16609612             360                    358                      176000                     176000             First Lien              0                      44000                220000
   16609647             360                    357                      267435                   267430.44            First Lien              0                      66858                334294
   16606079             360                    358                      112125                   111794.08            First Lien              0                      37375                149500
   16606086             360                    358                      250800                     250800             First Lien              0                      47025                313500
   16606094             360                    358                      148800                   148634.81            First Lien              0                      37200                   0
   16606099             360                    358                       64990                     64990              First Lien              0                      25010                   0
   16606111             360                    358                      205600                     205600             First Lien              0                      51400                257000
   16606128             360                    358                       88000                     88000              First Lien              0                      16500                110000
   16606140             360                    358                       88000                     88000              First Lien              0                      16500                110000
   16606032             360                    357                      102400                   102399.67            First Lien              0                      25600                128000
   16606065             360                    358                      261600                     261600             First Lien              0                      65400                327000
   16605974             360                    358                      180400                     180400             First Lien              0                      45100                225550
   16605981             360                    358                      133850                     133850             First Lien              0                      33450                169000
   16605984             360                    358                      431920                     431920             First Lien              0                      107980               539900
   16605985             360                    358                      468600                     468600             First Lien              0                      117150               585750
   16605992             360                    358                      487200                     487200             First Lien              0                      121800               609000
   16606025             360                    357                      217425                     217425             First Lien              0                      72475                289900
   16606028             360                    358                      135200                   135017.96            First Lien              0                      25350                   0
   16605726             360                    358                      311200                     311200             First Lien              0                      77800                389000
   16605734             360                    358                      208000                     208000             First Lien              0                      52000                260000
   16605756             360                    357                      112500                   112272.02            First Lien              0                      30000                150000
   16604468             360                    358                      220000                     220000             First Lien              0                      27500                   0
   16604471             360                    358                      608000                     608000             First Lien              0                      114000                  0
   16604497             360                    358                      1050000                   1050000             First Lien              0                      350000               1400000
   16604512             360                    356                       47500                    47386.61            First Lien              0                        0                   50000
   16605777             360                    358                      181500                     181500             First Lien              0                      30000                235000
   16604538             360                    357                      138039                   137625.35            First Lien              0                      34510                172549
   16604550             360                    357                      108800                   108610.84            First Lien              0                      27200                136000
   16604551             360                    357                       74900                     74900              First Lien              0                      32100                107000
   16604569             360                    357                      372000                     372000             First Lien              0                        0                     0
   16605653             360                    358                       59325                     59325              First Lien              0                      15820                 79100
   16604066             360                    357                      1610000                   1610000             First Lien              0                      450000               2300000
   16604087             360                    358                      112000                     112000             First Lien              0                        0                     0
   16604138             360                    357                      161990                   160724.44            First Lien              0                        0                  241726
   16604142             360                    358                      1000000                   1000000             First Lien              0                      317900               1464357
   16604148             360                    358                       88000                    87887.39            First Lien              0                      22000                110000
   16604150             360                    357                      196000                     196000             First Lien              0                      49000                245000
   16604161             360                    357                      290800                    290758.1            First Lien              0                      72700                363620
   16604162             360                    358                       96000                    95860.6             First Lien              0                        0                     0
   16604181             360                    359                      1271250                   1271250             First Lien              0                      339000               1695000
   16603965             360                    358                      124000                    123824.4            First Lien              0                      15500                155000
   16604230             360                    358                      369400                   368889.89            First Lien              0                      92350                461800
   16604245             360                    358                      667000                     667000             First Lien              0                        0                     0
   16604248             360                    357                      113509                     113509             First Lien              0                      14188                141887
   16604272             360                    357                      176000                     176000             First Lien              0                      22000                220212
   16604050             360                    355                      280000                     280000             First Lien              0                      70000                350000
   16604297             360                    357                      204000                     204000             First Lien              0                        0                  255000
   16604356             360                    357                      526550                     526550             First Lien              0                      98700                658240
   16604365             360                    358                      512000                     512000             First Lien              0                      128000               640000
   16604381             360                    357                      323000                     323000             First Lien              0                        0                  340000
   16604384             360                    358                      520000                     520000             First Lien              0                      130000               650000
   16604385             360                    358                      650000                   648877.57            First Lien              0                        0                     0
   16603864             360                    357                      457500                     457500             First Lien              0                      150000                  0
   16603898             480                    357                      456000                   455646.18            First Lien              0                      114000               570000
   16603926             360                    356                      660000                     660000             First Lien              0                        0                     0
   16603933             360                    358                      528000                     528000             First Lien              0                      132000               660000
   16603935             360                    358                      118400                   118232.34            First Lien              0                      22200                148000
   16603938             360                    358                      648000                     648000             First Lien              0                      162000               810000
   16603954             360                    357                      155600                     155600             First Lien              0                      38900                194500
   16603826             360                    358                      104800                     104800             First Lien              0                      26200                131000
   16603834             360                    358                       51750                     51750              First Lien              0                      17250                 69000
   16602841             360                    358                      129600                     129600             First Lien              0                      32400                162000
   16602849             360                    357                      268000                     268000             First Lien              0                      67000                355000
   16602638             360                    355                      184000                     184000             First Lien              0                      46000                230000
   16602882             360                    358                      260952                     260952             First Lien              0                      65023                326191
   16602896             360                    358                      273628                     273628             First Lien              0                      68406                342035
   16602897             360                    357                      712500                     712500             First Lien              0                      190000               950000
   16602921             360                    358                      272000                     272000             First Lien              0                      68000                340000
   16602936             360                    358                      104800                     104800             First Lien              0                        0                     0
   16602939             360                    358                      167200                     167200             First Lien              0                      41800                209000
   16602950             360                    358                      319018                     319018             First Lien              0                     79754.6               398773
   16602682             360                    358                      216000                     216000             First Lien              0                      40500                   0
   16602984             360                    358                      102000                     102000             First Lien              0                      25500                127500
   16603011             360                    357                      1000000                   1000000             First Lien              0                      125000                  0
   16603029             360                    357                      298500                     298500             First Lien              0                      74600                373138
   16603055             360                    358                       93000                    92883.98            First Lien              0                      31000                124000
   16603060             360                    358                      105000                     105000             First Lien              0                      35000                140000
   16602727             360                    357                      135000                     135000             First Lien              0                      45000                180000
   16602749             360                    358                      243200                     243200             First Lien              0                      60800                   0
   16602781             360                    356                      417000                     417000             First Lien              0                        0                     0
   16602788             360                    358                      952000                     952000             First Lien              0                      238000               1190000
   16602800             360                    358                      464000                     464000             First Lien              0                      116000               580000
   16603806             360                    358                       61200                    61123.67            First Lien              0                      15300                 76500
   16602822             360                    358                      556000                     556000             First Lien              0                      139000               695000
   16602601             360                    358                      116000                   115846.72            First Lien              0                      21750                   0
   16602575             360                    358                       92000                    91879.23            First Lien              0                      23000                115000
   16601345             360                    358                      220000                     220000             First Lien              0                      27500                   0
   16601432             360                    358                      369400                     369400             First Lien              0                      92350                461775
   16602500             360                    359                      306700                     306700             First Lien              0                      57500                383455
   16601116             360                    358                      149600                     149600             First Lien              0                      37400                187000
   16601154             360                    357                      520000                     520000             First Lien              0                      130000               650000
   16601165             360                    358                      179920                     179920             First Lien              0                      33735                224900
   16601282             360                    358                      438750                   438583.59            First Lien              0                      58500                   0
   16601019             360                    357                      140400                     140400             First Lien              0                      35100                175500
   16601025             360                    358                      495000                     495000             First Lien              0                        0                     0
   16601028             360                    357                      198248                     198248             First Lien              0                      49562                247810
   16601044             360                    358                      212800                     212800             First Lien              0                      26600                   0
   16600798             360                    358                      520000                   519263.61            First Lien              0                      130000               650000
   16600827             360                    357                      220500                   220005.99            First Lien              0                        0                     0
   16600846             360                    358                      420720                     420720             First Lien              0                      105180               525900
   16600900             360                    357                       75200                    75055.16            First Lien              0                      18800                 94000
   16600912             360                    358                      132000                   131999.25            First Lien              0                      33000                   0
   16600920             480                    357                      202000                   201742.23            First Lien              0                        0                     0
   16599943             360                    357                       88000                    87834.76            First Lien              0                      11000                110000
   16599901             360                    358                      412400                     412400             First Lien              0                      103100               515500
   16599911             360                    357                      132000                   131758.38            First Lien              0                        0                     0
   16599851             360                    358                      104190                     104190             First Lien              0                      31710                151000
   16599671             360                    358                      800000                     800000             First Lien              0                      200000               1000000
   16599789             360                    358                       65200                    65118.66            First Lien              0                       8150                 81500
   16599791             360                    358                      975000                     975000             First Lien              0                      313000                  0
   16599803             360                    355                      132000                     132000             First Lien              0                      33000                165000
   16599532             360                    358                      240000                     240000             First Lien              0                      60000                300000
   16599537             360                    358                      146400                   146197.84            First Lien              0                      36600                183000
   16599538             360                    358                      157500                     157500             First Lien              0                      52500                210000
   16718274             360                    359                      448000                   447714.33            First Lien              0                      112000               560000
   16718336             360                    359                      200000                     200000             First Lien              0                      50000                250000
   16021408             360                    350                      466000                     466000             First Lien              0                        0                     0
   16717747             360                    359                      568000                     568000             First Lien              0                      106000                  0
   16400774             360                    357                      489486                     489486             First Lien              0                      122371               611858
   16018725             360                    350                      335200                    334894.3            First Lien              0                      83800                419000
   16596439             360                    358                       84000                     84000              First Lien              0                      21000                105000
   16596446             360                    358                       52000                     52000              First Lien              0                      13000                 65000
   16596515             360                    357                      201300                     201300             First Lien              0                      50375                251675
   16596519             360                    357                      245592                     245592             First Lien              0                      61398                306990
   16596554             360                    357                       80500                    80332.71            First Lien              0                      34500                   0
   16596560             360                    357                      129707                     129707             First Lien              0                      46324                185297
   16596573             360                    358                      115800                     115800             First Lien              0                      28950                144750
   16596207             360                    357                      131200                     131200             First Lien              0                      32800                164000
   16596217             360                    358                       56000                     56000              First Lien              0                      14000                 70000
   16596654             360                    358                      417000                     417000             First Lien              0                      78000                   0
   16596683             360                    358                      156000                     156000             First Lien              0                      39000                195000
   16596731             360                    358                      604000                   603246.54            First Lien              0                      113250               755000
   16596755             360                    357                      110250                     110250             First Lien              0                      36750                147000
   16596759             360                    357                      164000                     164000             First Lien              0                      41000                205000
   16596766             360                    358                      148000                     148000             First Lien              0                      37000                185000
   16596806             360                    357                      187500                   187145.31            First Lien              0                      62500                250000
   16596812             360                    357                      152000                     152000             First Lien              0                      38000                   0
   16597192             360                    358                      975000                     975000             First Lien              0                      195000                  0
   16597258             360                    358                      123900                     123900             First Lien              0                      31000                154900
   16597342             360                    357                      561600                     561600             First Lien              0                      140400               702000
   16597359             360                    358                      302250                     302250             First Lien              0                      116200               465000
   16597466             360                    357                      214500                     214500             First Lien              0                      71500                286000
   16597470             360                    357                      203100                     203100             First Lien              0                        0                  253965
   16597472             360                    357                      240000                   239549.36            First Lien              0                      30000                300000
   16596266             360                    358                      308000                     308000             First Lien              0                      77000                385000
   16597533             360                    357                      103100                   102880.28            First Lien              0                      25750                128900
   16597629             360                    358                      156000                     156000             First Lien              0                      39000                195000
   16597677             360                    357                      184000                   183498.27            First Lien              0                      46000                230000
   16597684             360                    357                      178350                     178350             First Lien              0                      22300                223990
   16597694             360                    358                      156000                     156000             First Lien              0                      39000                195000
   16596382             360                    358                      246392                     246392             First Lien              0                      30799                307990
   16717475             360                    359                      349600                     349600             First Lien              0                      87400                437000
   16595393             360                    358                      551920                     551920             First Lien              0                      103485               689900
   16595432             360                    358                      268000                     268000             First Lien              0                      33500                335000
   16595480             360                    358                      431200                   430662.11            First Lien              0                      107800               539000
   16595491             360                    357                      187500                   187145.31            First Lien              0                      62500                250000
   16595294             360                    357                      372000                     372000             First Lien              0                      93000                465000
   16595304             360                    358                      216000                     216000             First Lien              0                        0                     0
   16594949             360                    358                      785600                     785600             First Lien              0                      196400               982013
   16594958             360                    357                      337800                     337800             First Lien              0                      84450                422300
   16595040             360                    357                      169550                     169550             First Lien              0                      31800                211990
   16595043             360                    357                      169550                     169550             First Lien              0                      31800                211990
   16595070             360                    358                      157500                     157500             First Lien              0                      52500                210000
   16595107             360                    358                      212000                     212000             First Lien              0                      53000                265000
   16595108             360                    357                      1625000                   1625000             First Lien              0                      375000               2500000
   16595174             360                    357                      264000                     264000             First Lien              0                      66000                330000
   16595240             360                    357                       94920                    94741.77            First Lien              0                      23730                118650
   16594873             360                    357                      269910                     269910             First Lien              0                        0                  299900
   16594921             360                    358                      320000                     320000             First Lien              0                      80000                400000
   16591476             360                    358                      194800                     194800             First Lien              0                      48700                243500
   16591409             360                    358                      276000                     276000             First Lien              0                      69000                345000
   16591416             360                    357                      216000                     216000             First Lien              0                        0                  270000
   16591603             360                    357                       97160                     97160              First Lien              0                      34700                138800
   16591630             360                    358                      210000                     210000             First Lien              0                      60000                   0
   16591634             360                    357                      210000                     210000             First Lien              0                      56000                300000
   16591643             360                    357                      172000                     172000             First Lien              0                      43000                215000
   16591439             360                    357                      159950                     159950             First Lien              0                      39950                199999
   16594724             360                    358                       59500                     59500              First Lien              0                      25500                 85000
   16594759             360                    358                      303289                     303289             First Lien              0                      75822                379112
   16591318             360                    358                      191250                     191250             First Lien              0                      43373                   0
   16591350             360                    357                      117675                   117674.89            First Lien              0                      39225                156900
   16643793             360                    358                      120000                   119830.05            First Lien              0                      22500                   0
   16648357             360                    357                      100000                    99758.67            First Lien              0                        0                  838519
   16546141             360                    358                      280956                     280956             First Lien              0                      70239                351195
   16612965             360                    358                      192000                   191760.49            First Lien              0                      36000                240000
   16632265             360                    358                      142800                     142800             First Lien              0                      61200                204000
   16632303             360                    358                      215200                     215200             First Lien              0                      53800                269000
   16632544             360                    358                      200000                     200000             First Lien              0                      50000                250000
   16671492             360                    359                       93263                     93263              First Lien              0                      17487                116579
   16671306             360                    359                      100000                     100000             First Lien              0                      18750                   0
   16717428             360                    359                      212000                     212000             First Lien              0                      53000                265000
   16013891             360                    350                      362320                    361967.5            First Lien              0                      90580                452900
   16717216             360                    359                      256400                    256236.5            First Lien              0                      48090                320600
   16013757             360                    350                      367920                   367894.97            First Lien              0                      91800                459900
   16013759             360                    350                      252000                   251949.93            First Lien              0                      63000                315000
   16395572             360                    357                      260800                     260800             First Lien              0                      65200                   0
   16395621             360                    356                      192000                     192000             First Lien              0                      48000                240000
   16395368             360                    356                      124000                     124000             First Lien              0                      31000                155000
   16395218             360                    357                      278400                     278400             First Lien              0                      25050                   0
   16393894             360                    357                      246700                     246700             First Lien              0                      82200                329000
   16393924             360                    345                      476000                   475992.32            First Lien              0                      119000               595000
   16001655             360                    350                      1560000                   1560000             First Lien              0                      450000               2400000
   16393880             360                    357                      152389                   151552.84            First Lien              0                        0                  160410
   16393889             480                    357                      310000                   309667.81            First Lien              0                      45000                   0
   16714865             360                    359                      238320                     238320             First Lien              0                      59580                297900
   16714872             360                    359                      268000                     268000             First Lien              0                      67000                335000
   16714897             360                    359                      332920                     332920             First Lien              0                      83230                416150
   16393828             360                    358                      291712                     291712             First Lien              0                      72928                364640
   16714065             360                    359                      560000                     560000             First Lien              0                        0                  560000
   16643527             360                    358                      350000                   349999.99            First Lien              0                      325000                  0
   16640672             360                    357                      415700                    415514.1            First Lien              0                      102950               519647
   16704481             360                    359                      120500                     120500             First Lien              0                        0                     0
   16768365             360                    359                      975000                     975000             First Lien              0                      194000                  0
   16704478             360                    358                      253900                     253900             First Lien              0                        0                     0
   16612699             360                    357                      520000                     520000             First Lien              0                      130000               650000
   16768346             360                    359                      359900                     359900             First Lien              0                      67450                449900
   16704429             360                    359                      488000                     488000             First Lien              0                      122000               610000
   16704431             360                    359                      226000                   225810.13            First Lien              0                      16000                   0
   16704432             360                    358                      432000                     432000             First Lien              0                        0                  540000
   16704438             360                    359                      376000                     376000             First Lien              0                      94000                470000
   16663876             360                    356                      417000                     417000             First Lien              0                        0                     0
   16704410             360                    359                      290000                   289744.13            First Lien              0                        0                  362500
   16704414             360                    359                      750000                     750000             First Lien              0                        0                     0
   16628983             360                    357                      417000                   416864.61            First Lien              0                      161000                  0
   16672967             360                    358                      400000                   399303.63            First Lien              0                        0                     0
   16704421             360                    359                      256000                     256000             First Lien              0                      64000                320000
   16704422             360                    359                      244500                     244500             First Lien              0                      61150                305682
   16704427             360                    359                      272000                   271765.81            First Lien              0                      68000                340000
   16658493             360                    358                      280000                   279572.55            First Lien              0                        0                     0
   16658496             360                    357                      580500                     580500             First Lien              0                        0                     0
   16666841             360                    357                      812000                   811999.99            First Lien              0                        0                     0
   16397414             360                    356                      300000                   299055.36            First Lien              0                        0                     0
   16708282             360                    359                      404000                     404000             First Lien              0                      101000                  0
   16728208             360                    360                      210400                     210400             First Lien              0                      52600                   0
   16670374             360                    359                      862500                   861963.91            First Lien              0                      172500                  0
   16718167             360                    359                      264000                     264000             First Lien              0                      49500                330000
   16768207             360                    360                      172000                     172000             First Lien              0                      21400                   0
   16780762             360                    360                      320000                     320000             First Lien              0                        0                     0
   16777036             360                    359                      284750                     284750             First Lien              0                      71150                355950
   16718169             360                    358                      197500                     197500             First Lien              0                      49400                247000
   16780683             360                    359                      340000                   339998.99            First Lien              0                      85000                510000
   16798242             360                    357                      1050000                  1047582.47           First Lien              0                      280000                  0
   16780684             360                    360                      198400                     198400             First Lien              0                      49600                   0
   16658456             360                    358                      443000                     443000             First Lien              0                      50000                580000
   16684538             360                    358                      400000                     400000             First Lien              0                      100000               500000
   16780685             360                    359                      824000                     824000             First Lien              0                        0                  1030000
   16780686             360                    359                      220000                   219791.25            First Lien              0                      91200                   0
   16723599             360                    359                      417000                     417000             First Lien              0                      79150                522309
   16780687             360                    359                      220000                   219791.25            First Lien              0                      91200                   0
   16596966             360                    358                      194600                     194600             First Lien              0                        0                     0
   16731301             480                    360                      296000                     296000             First Lien              0                      55500                370000
   16730331             480                    360                      192000                     192000             First Lien              0                      36000                   0
   16704415             360                    359                      254000                     254000             First Lien              0                        0                     0
   16730094             480                    360                      576000                     576000             First Lien              0                      144000               720000
   16714138             360                    358                      173592                     173592             First Lien              0                      43398                216990
   16676658             360                    357                      157500                     157500             First Lien              0                        0                  179000
   16649294             360                    354                      249200                   247796.66            First Lien              0                      71200                356000
   16649295             360                    355                      199600                     199600             First Lien              0                     47500.9               249500
   16649296             360                    352                      241600                   239732.32            First Lien              0                      60400                302000
   16649305             360                    355                      215000                   213955.71            First Lien              0                        0                     0
   16649306             360                    355                       96900                    96457.25            First Lien              0                        0                     0
   16649311             360                    355                      490000                     490000             First Lien              0                        0                     0
   16649315             360                    355                       58500                    58320.3             First Lien              0                        0                   64500
   16649316             360                    355                      107200                   106808.45            First Lien              0                        0                  134000
   16649319             360                    355                      588000                     588000             First Lien              0                      100000                  0
   16649320             360                    355                      938000                     938000             First Lien              0                        0                     0
   16649321             360                    355                      135200                   134611.42            First Lien              0                        0                  169000
   16649323             360                    355                      426000                    421729.1            First Lien              0                        0                     0
   16649329             360                    355                      172000                     172000             First Lien              0                      32250                215000
   16649332             360                    355                      268000                     268000             First Lien              0                      67000                335000
   16649335             360                    357                      185000                   184531.06            First Lien              0                        0                     0
   16649345             360                    354                      141500                   141457.41            First Lien              0                        0                  149000
   16649330             360                    355                      300000                   299939.43            First Lien              0                      75000                   0
   16591163             360                    358                      448000                     448000             First Lien              0                      50000                   0
   16591142             360                    358                      127352                     127352             First Lien              0                      31838                159190
   16591095             360                    357                      994000                     994000             First Lien              0                      284000               1420000
   16586122             360                    358                      512000                     512000             First Lien              0                      128000               640000
   16586032             360                    357                      186300                   185277.77            First Lien              0                      46550                232900
   16585938             360                    357                      243750                     243750             First Lien              0                        0                     0
   16585839             360                    357                      195450                     195450             First Lien              0                      36650                244360
   16585870             360                    357                      519900                     519900             First Lien              0                      130000               649900
   16585764             360                    357                      111920                   111709.85            First Lien              0                      27980                139900
   16585766             360                    357                       73200                    73062.57            First Lien              0                      24400                 97600
   16585809             360                    357                      237700                     237700             First Lien              0                      79300                317000
   16585691             360                    358                      1120000                   1120000             First Lien              0                        0                     0
   16585702             360                    358                      420000                     420000             First Lien              0                        0                     0
   16673048             360                    358                      417000                     417000             First Lien              0                      123000               540000
   16664301             360                    358                      196000                     196000             First Lien              0                      49000                245000
   16629050             360                    356                      167800                    167271.6            First Lien              0                        0                  209750
   16717262             360                    359                      500000                   499999.99            First Lien              0                      75000                775000
   16717271             360                    359                      154000                   153853.87            First Lien              0                        0                     0
   16629043             360                    357                      1470000                   1470000             First Lien              0                        0                     0
   16770690             360                    359                      146400                     146400             First Lien              0                      36600                183000
   16549566             360                    356                      417000                     417000             First Lien              0                      123000               540000
   16658431             360                    358                      600000                     600000             First Lien              0                        0                     0
   16658433             360                    358                      417000                     417000             First Lien              0                        0                     0
   16658436             360                    357                      203200                     203200             First Lien              0                        0                  254000
   16663945             360                    358                      428000                   427242.67            First Lien              0                      72000                535000
   16658437             360                    358                      975000                     975000             First Lien              0                      500000                  0
   16658439             360                    358                      292000                   291999.17            First Lien              0                      49500                   0
   16585659             360                    357                      260000                     260000             First Lien              0                      65000                325000
   16658410             360                    358                      293250                     293250             First Lien              0                        0                     0
   16770680             360                    359                      468000                     468000             First Lien              0                      117000               585000
   16585643             360                    358                      121900                     121900             First Lien              0                      40700                162637
   16585585             360                    358                       82500                     82500              First Lien              0                      16500                110000
   16770640             360                    359                      403000                     403000             First Lien              0                      55000                   0
   16770643             360                    359                      289600                   289350.66            First Lien              0                      72400                362000
   16672635             360                    358                      300000                   299530.53            First Lien              0                        0                     0
   16770645             360                    359                      1306850                   1306850             First Lien              0                      435650               1742500
   16585530             360                    358                      256055                     256055             First Lien              0                      64013                320069
   16664298             360                    358                      450000                     450000             First Lien              0                        0                  865000
   16549521             360                    355                      650000                   647557.67            First Lien              0                        0                     0
   16684229             360                    358                      290800                   290297.83            First Lien              0                      72700                363500
   16549529             360                    356                      516000                   514670.21            First Lien              0                        0                  645000
   16585565             360                    358                      127500                     127500             First Lien              0                        0                  170000
   16684239             360                    358                      190400                     190400             First Lien              0                      47600                238000
   16663909             360                    357                      322000                     322000             First Lien              0                        0                     0
   16684241             360                    358                      600000                     600000             First Lien              0                      150000               750000
   16684246             360                    358                      488000                     488000             First Lien              0                      122000               610000
   16585448             360                    358                      384000                     384000             First Lien              0                      48000                480000
   16672621             360                    358                      475000                     475000             First Lien              0                        0                     0
   16770634             360                    359                      292000                     292000             First Lien              0                      54750                365000
   16664285             360                    358                      599000                     599000             First Lien              0                      80000                   0
   16770638             360                    359                      453600                     453600             First Lien              0                      85050                567000
   16770614             360                    359                      136000                   135891.24            First Lien              0                        0                     0
   16770616             360                    359                      602000                   601442.43            First Lien              0                        0                     0
   16770617             360                    359                      538500                     538500             First Lien              0                        0                     0
   16770612             360                    359                      548000                     548000             First Lien              0                      137000               685000
   16575471             360                    357                      106320                     106320             First Lien              0                      26580                132900
   16629027             360                    357                      312000                   311910.62            First Lien              0                      78000                390000
   16666872             360                    358                      999000                   997436.65            First Lien              0                        0                     0
   16666877             360                    358                      296000                     296000             First Lien              0                      74000                370000
   16634180             360                    357                      372000                     372000             First Lien              0                      93000                465000
   16704574             360                    359                      439000                     439000             First Lien              0                        0                     0
   16666882             360                    358                      412000                     412000             First Lien              0                      103000               515000
   16360981             360                    354                      161250                   160538.51            First Lien              0                      32207                215000
   16634176             360                    357                      229600                   229599.96            First Lien              0                      57400                287000
   16634178             360                    357                      700000                     700000             First Lien              0                        0                     0
   16634179             360                    357                      532000                     532000             First Lien              0                      99750                665000
   16664256             360                    358                      470000                     469800             First Lien              0                        0                     0
   16723792             360                    359                      579400                     579400             First Lien              0                      150100               729500
   16770603             360                    359                      488000                     488000             First Lien              0                      122000               610000
   16770607             360                    360                      440000                     440000             First Lien              0                      110000                  0
   16723788             360                    359                      280000                     280000             First Lien              0                      52500                   0
   16664241             360                    358                      257000                   256940.21            First Lien              0                      86000                   0
   16634168             360                    357                      291100                   291016.61            First Lien              0                      72800                363900
   16704558             360                    358                      417000                     417000             First Lien              0                      127000               544000
   16666864             360                    358                      416000                     416000             First Lien              0                      104000               520000
   16666868             360                    358                       81600                     81600              First Lien              0                      20400                102000
   16634170             360                    357                      336000                   335168.91            First Lien              0                        0                  420000
   16634172             360                    357                      348000                     348000             First Lien              0                      63500                   0
   16634173             360                    357                      704000                     704000             First Lien              0                      176000               880000
   16634174             360                    357                      388000                     388000             First Lien              0                      97000                485000
   16664221             360                    358                      480000                   479230.02            First Lien              0                      120000               600000
   16609713             360                    357                      376000                     376000             First Lien              0                      70500                470500
   16723761             360                    359                      100000                     100000             First Lien              0                        0                     0
   16664229             360                    358                      268200                   267651.76            First Lien              0                        0                     0
   16723765             360                    359                      265000                    264992.6            First Lien              0                        0                     0
   16723769             360                    359                      321600                     321600             First Lien              0                      60300                402000
   16664235             360                    358                      228000                     228000             First Lien              0                      57000                285000
   16666848             360                    357                      642500                     642500             First Lien              0                      160600               803136
   16666849             360                    357                      355000                   354784.96            First Lien              0                      175000                  0
   16666853             360                    358                       95000                     95000              First Lien              0                        0                  138520
   16666855             360                    357                      363950                   363863.73            First Lien              0                      90950                454950
   16575446             360                    357                      164000                   161788.32            First Lien              0                      41000                205000
   16664218             360                    358                      272240                     272240             First Lien              0                      68060                340300
   16717169             360                    359                      870000                     870000             First Lien              0                      89750                   0
   16575379             360                    358                      220000                     220000             First Lien              0                      55000                   0
   15562837             360                    343                      1218750                   1218750             First Lien              0                      281250               1875000
   16572168             360                    357                      236000                     234525             First Lien              0                      59000                295000
   16574856             360                    357                      437700                     437700             First Lien              0                      109450               547168
   16574881             360                    357                      111920                    111681.3            First Lien              0                      27980                139900
   16574968             360                    358                      615000                     615000             First Lien              0                        0                  820000
   16574976             360                    358                      175200                     175200             First Lien              0                      43800                219000
   16575041             360                    358                       48000                    47932.02            First Lien              0                      12000                 60000
   16575078             360                    358                      1125000                   1125000             First Lien              0                      300000               1500000
   16575091             360                    358                      121600                     121600             First Lien              0                      30400                152000
   16572080             360                    357                      519130                     519130             First Lien              0                      129782               648913
   16572082             360                    357                      140000                     139404             First Lien              0                        0                  565528
   16572097             360                    358                      157500                   157303.54            First Lien              0                      56250                225000
   16571615             360                    358                      678737                   677911.73            First Lien              0                      242405               969624
   16571622             360                    357                       64000                    63879.82            First Lien              0                      16000                 80000
   16571628             360                    357                      106500                     106500             First Lien              0                      35500                142000
   16571666             360                    357                      241600                     241600             First Lien              0                      60400                302000
   16571706             360                    358                       85600                     85600              First Lien              0                      21400                107000
   16571811             360                    358                      440792                     440792             First Lien              0                      82650                550990
   16571877             480                    357                      456000                   455646.18            First Lien              0                      69027                   0
   16571882             360                    357                       90800                    90586.21            First Lien              0                      22700                113500
   16571915             360                    357                      198400                     198400             First Lien              0                      37200                   0
   16571967             360                    359                      1237500                  1236690.51           First Lien              0                      330000               1650000
   16571998             360                    358                      615728                     615728             First Lien              0                      130842               769660
   16572062             360                    357                       78751                    78624.34            First Lien              0                      26250                105002
   16570714             360                    358                      176000                     176000             First Lien              0                      44000                220000
   16570722             360                    357                      328000                    327384.1            First Lien              0                      41000                   0
   16570748             360                    358                      353600                     353600             First Lien              0                      88400                442000
   16570754             360                    357                      243200                   242641.43            First Lien              0                      60800                304000
   16570772             360                    357                      556000                     556000             First Lien              0                      139000               695000
   16571582             360                    358                      111920                   111783.92            First Lien              0                        0                  139900
   16570641             360                    357                       88500                    88296.73            First Lien              0                      23600                118000
   16570670             480                    357                      231920                   231719.35            First Lien              0                      43485                289900
   16570672             360                    358                      160000                     160000             First Lien              0                      40000                   0
   16570265             360                    355                      176800                   176752.07            First Lien              0                      44200                221000
   16570364             360                    356                      183400                   182793.41            First Lien              0                      52400                262000
   16570393             360                    357                      245400                   244777.97            First Lien              0                        0                  258409
   16570422             360                    357                      130400                   130155.16            First Lien              0                      32600                163000
   16570532             360                    357                      271624                     271624             First Lien              0                      67906                339530
   16570618             360                    358                      359836                     359836             First Lien              0                        0                  449795
   16567734             360                    357                      204050                     204050             First Lien              0                      38200                255090
   16567794             360                    358                      579120                     579120             First Lien              0                      144780               723900
   16567854             360                    357                       54600                    54483.65            First Lien              0                      23400                 78000
   16567951             360                    358                      812500                     812500             First Lien              0                        0                     0
   16568170             360                    358                      264000                     264000             First Lien              0                      49500                330000
   16568237             360                    358                      112000                     112000             First Lien              0                      28000                140000
   16568786             360                    357                      674700                   674581.06            First Lien              0                      259500               1038000
   16568839             480                    355                      535000                   534185.01            First Lien              0                      133750               668768
   16568938             360                    358                      630700                   629806.85            First Lien              0                      17574                   0
   16568959             360                    357                      183200                     183200             First Lien              0                        0                  229000
   16569006             360                    358                      180000                     180000             First Lien              0                      44500                   0
   16569057             360                    358                      304000                   303535.92            First Lien              0                      76000                380000
   16569147             360                    358                      1257645                   1257645             First Lien              0                      350000               1676860
   16567550             360                    357                      516000                   514692.04            First Lien              0                      96750                645000
   16567583             360                    357                      143920                     143920             First Lien              0                      35980                179900
   16567693             360                    357                      418400                     418400             First Lien              0                        0                  523000
   16567714             360                    358                       99750                     99720              First Lien              0                        0                  105000
   16567628             360                    357                      122500                     122500             First Lien              0                      52500                175000
   16575280             360                    358                      324408                     324408             First Lien              0                      57079                405510
   16575314             360                    357                      128000                     128000             First Lien              0                      32000                160000
   16575317             360                    357                      153600                     153600             First Lien              0                      38400                192000
   16575263             360                    357                      431120                     431120             First Lien              0                      107780               538900
   16567389             360                    358                      199200                     199200             First Lien              0                      49800                249000
   16567397             360                    357                       81375                     81375              First Lien              0                      27125                108500
   15499345             360                    343                      199900                   199340.66            First Lien              0                      50100                   0
   16672551             360                    358                      280000                     280000             First Lien              0                        0                     0
   16672547             360                    358                      233600                     233600             First Lien              0                      58400                292000
   16609682             360                    355                      204000                     204000             First Lien              0                      51000                255000
   16609683             360                    357                      710000                     710000             First Lien              0                        0                     0
   16609687             360                    357                      800000                   798021.24            First Lien              0                        0                  1070000
   16692141             360                    359                      525000                     525000             First Lien              0                      100000                  0
   16672540             360                    358                      495000                     495000             First Lien              0                      97800                   0
   16208271             480                    473                       85000                    84744.07            First Lien              0                        0                     0
   16664190             360                    357                      116000                   115740.11            First Lien              0                        0                  145000
   16609663             360                    355                      272000                   271829.17            First Lien              0                      34000                340000
   16634781             360                    358                      288000                    287549.3            First Lien              0                        0                     0
   16664189             360                    356                      326000                   325116.23            First Lien              0                        0                  407500
   16672515             360                    358                      289000                     289000             First Lien              0                        0                     0
   16770526             360                    355                      149550                   149066.59            First Lien              0                        0                  186950
   16609660             360                    357                      220000                     220000             First Lien              0                        0                  650000
   16770519             360                    359                      260000                     260000             First Lien              0                      65000                325000
   16770516             360                    359                      344300                   344056.99            First Lien              0                        0                  430375
   16770505             360                    359                      590000                     590000             First Lien              0                        0                     0
   16718171             360                    359                      960000                     960000             First Lien              0                      180000                  0
   16718160             360                    359                      185500                   185323.99            First Lien              0                        0                     0
   16718164             360                    359                      199000                   198811.18            First Lien              0                        0                     0
   16718166             360                    359                      323000                   322420.13            First Lien              0                      77000                   0
   16649951             360                    357                      400000                     400000             First Lien              0                      100000               500000
   16649952             360                    357                      540000                     540000             First Lien              0                      135000               675000
   16649956             360                    358                      384000                     384000             First Lien              0                      96000                480000
   16549104             360                    354                      118400                   117779.64            First Lien              0                        0                  157866
   16549107             360                    355                       88000                    87623.74            First Lien              0                        0                 110918.78
   16549108             360                    352                       61742                    61586.99            First Lien              0                        0                   94990
   16549109             360                    354                      197600                     197600             First Lien              0                        0                  208000
   16549110             360                    354                      145880                     145880             First Lien              0                      41680                208400
   16549112             360                    354                      130585                     130585             First Lien              0                      50225                200900
   16549118             180                    175                      250000                   246136.05            First Lien              0                        0                     0
   16549119             360                    353                      183500                   182598.41            First Lien              0                        0                  203990
   16549120             360                    355                      170950                   170205.74            First Lien              0                        0                     0
   16549122             360                    355                      143293                     143293             First Lien              0                      30700                204705
   16549124             360                    355                      314000                   313491.05            First Lien              0                        0                     0
   16549125             360                    354                       97000                    96451.33            First Lien              0                        0                     0
   16549126             360                    355                      176670                   175900.84            First Lien              0                      67950                271800
   16549128             360                    353                      126360                   125784.14            First Lien              0                        0                  140400
   16549132             360                    355                      148750                   148293.01            First Lien              0                        0                  175000
   16549133             360                    355                      240250                   240194.34            First Lien              0                      50000                322500
   16549141             360                    354                      169000                   168998.22            First Lien              0                      65000                   0
   16549142             360                    355                      420000                   418341.84            First Lien              0                      105000               525000
   16549145             360                    355                      241000                     241000             First Lien              0                        0                  321490
   16549156             360                    354                       79300                    78894.46            First Lien              0                      30500                122000
   16549157             360                    355                      119500                     119500             First Lien              0                      23900                159425
   16549159             360                    355                      255492                     255492             First Lien              0                      98265                393066
   16549164             360                    354                      217514                     217514             First Lien              0                      43500                290019
   16549165             360                    354                      107200                   106738.59            First Lien              0                        0                     0
   16549170             360                    355                       94125                    93725.06            First Lien              0                      25100                125500
   16549171             360                    355                      925000                     925000             First Lien              0                        0                     0
   16549175             360                    354                       60000                    59693.1             First Lien              0                      12000                 80000
   16549180             360                    355                      123675                   123149.48            First Lien              0                      24735                164900
   16549181             360                    354                      435000                   433306.83            First Lien              0                      87000                580000
   16549185             360                    355                      179250                     179250             First Lien              0                        0                  240900
   16549187             360                    355                      108750                   108299.06            First Lien              0                      25250                   0
   16549196             360                    355                      129050                   128565.09            First Lien              0                        0                  135876
   16549202             360                    355                      120000                     120000             First Lien              0                      30000                150000
   16549205             360                    355                      118400                   117527.38            First Lien              0                        0                  139345
   16549208             360                    355                      146580                     146580             First Lien              0                      41880                209400
   16549209             360                    355                      152850                     152850             First Lien              0                      50975                203825
   16549219             360                    355                      517000                   515008.67            First Lien              0                        0                     0
   16549221             360                    355                      149925                     149925             First Lien              0                      39980                199900
   16549224             360                    355                      350000                    348322.1            First Lien              0                        0                     0
   16549232             360                    354                      181300                   180459.42            First Lien              0                        0                  259000
   16549245             360                    355                      204750                   204738.86            First Lien              0                      78750                   0
   16549247             360                    355                      122550                   122066.17            First Lien              0                        0                  129000
   16549249             360                    355                      153750                     153750             First Lien              0                        0                     0
   16549251             360                    356                      203200                     203200             First Lien              0                      50800                254000
   16549266             360                    355                      224000                     224000             First Lien              0                        0                     0
   16549267             360                    355                      268000                   267176.62            First Lien              0                        0                     0
   16549268             360                    355                      171600                     171600             First Lien              0                      62400                   0
   16549289             360                    355                      315000                     315000             First Lien              0                        0                     0
   16549291             360                    355                      109480                     109480             First Lien              0                      31280                156400
   16549302             360                    355                      580000                     580000             First Lien              0                        0                  830000
   16549307             360                    355                      183750                     183750             First Lien              0                      36750                245000
   16549312             360                    355                      197500                   196952.45            First Lien              0                        0                 219461.85
   16549317             360                    356                       77250                     77250              First Lien              0                        0                     0
   16549318             360                    356                      234000                     234000             First Lien              0                      90000                   0
   16549322             360                    356                       88425                     88425              First Lien              0                      17685                117900
   16549326             360                    356                      114675                   114331.35            First Lien              0                        0                  152900
   16665222             480                    359                       92250                    92222.6             First Lien              0                        0                     0
   16666581             360                    359                      223920                   223740.93            First Lien              0                      27990                279900
   16666584             360                    359                      143200                     143200             First Lien              0                      35800                179000
   16645815             360                    359                      212000                     212000             First Lien              0                      26500                   0
   16645867             360                    359                      188000                     188000             First Lien              0                      47000                235000
   16648150             360                    358                      167600                     167600             First Lien              0                      31425                209500
   16649627             360                    359                      115900                     115900             First Lien              0                        0                  122000
   16649646             360                    358                      520000                     520000             First Lien              0                      130000               650000
   16649654             360                    360                      875000                     875000             First Lien              0                      208000                  0
   16650851             360                    359                      712000                     712000             First Lien              0                      178000               890000
   16650959             360                    358                      155000                     155000             First Lien              0                        0                     0
   16653676             360                    359                      294917                     294917             First Lien              0                        0                  310439
   16655795             360                    358                      196800                     196800             First Lien              0                      49200                   0
   16655816             360                    359                       70800                     70800              First Lien              0                      17700                   0
   16655864             360                    359                      620000                     620000             First Lien              0                      150000               775000
   16655735             360                    360                      388000                     388000             First Lien              0                      97000                485000
   16658092             360                    359                      188000                     188000             First Lien              0                      47000                235000
   16658209             360                    359                      649950                     649950             First Lien              0                        0                     0
   16658235             360                    359                      172425                     172425             First Lien              0                      34485                229900
   16658125             360                    359                      692000                     692000             First Lien              0                        0                     0
   16658294             360                    359                      284000                     284000             First Lien              0                      71000                   0
   16663572             360                    359                      221671                     221671             First Lien              0                        0                  221671
   16663658             360                    359                      663200                     663200             First Lien              0                      165800              829000.03
   16663695             360                    359                      1907500                   1907500             First Lien              0                      272500               2725000
   16663528             360                    359                      742500                     742500             First Lien              0                      49500                   0
   16663529             360                    359                      321600                     321600             First Lien              0                      80400                402000
   16631254             360                    358                      102000                     102000             First Lien              0                      20400                136000
   16634036             480                    360                      122400                     122400             First Lien              0                      30600                   0
   16634087             360                    358                      212000                     212000             First Lien              0                      26500                   0
   16634121             360                    359                      172425                     172425             First Lien              0                      34485                229900
   16634123             360                    359                      436000                     436000             First Lien              0                      54500                545000
   16633966             360                    359                      670000                   669437.11            First Lien              0                        0                     0
   16640596             360                    358                      107250                   107237.35            First Lien              0                      28600                143000
   16643394             480                    359                      112500                   112465.36            First Lien              0                      22500                150000
   16643460             360                    359                      220000                     220000             First Lien              0                      55000                   0
   16643502             360                    359                      272000                     272000             First Lien              0                      68000                   0
   16643505             360                    359                      392000                     392000             First Lien              0                      49000                   0
   16596088             480                    359                      156000                   155946.54            First Lien              0                        0                     0
   16596904             360                    358                      224700                     224700             First Lien              0                        0                     0
   16597063             360                    358                      258400                     258400             First Lien              0                        0                     0
   16601727             360                    359                      123920                     123920             First Lien              0                      30980                154900
   16603700             360                    358                      580000                     580000             First Lien              0                      108750               760700
   16605512             360                    358                      280000                     280000             First Lien              0                      70000                   0
   16611141             360                    358                      105600                     105600             First Lien              0                      26400                   0
   16615835             360                    359                      240000                     240000             First Lien              0                      30000                   0
   16628550             360                    359                      136000                     136000             First Lien              0                      30600                   0
   16649932             360                    357                      121500                   121204.16            First Lien              0                        0                  135000
   16590880             360                    358                      712500                     712500             First Lien              0                      237500                  0
   16574767             360                    358                      140960                     140960             First Lien              0                      26430                176200
   16564845             360                    357                      460000                     460000             First Lien              0                      115000               575000
   16029606             360                    351                      115192                   114512.44            First Lien              0                      28798                143990
   16348977             360                    354                      208000                   206883.59            First Lien              0                        0                     0
   16564649             360                    358                      320000                     320000             First Lien              0                      39900                   0
   16232929             360                    339                      682500                   680753.11            First Lien              0                        0                  945000
   16564570             360                    358                      252688                     252688             First Lien              0                      31586                315860
   16564507             360                    358                      937100                     937100             First Lien              0                      312400               1249500
   16468009             360                    358                      235200                   231526.21            First Lien              0                      44100                   0
   16563193             360                    357                      457556                     457556             First Lien              0                      114389               571945
   16562675             360                    357                      107200                   107003.78            First Lien              0                      26800                134000
   16562676             360                    357                      236700                     236700             First Lien              0                      59100                295990
   16562698             360                    357                      129500                     129500             First Lien              0                      37000                185000
   16562394             360                    357                      188000                   187609.31            First Lien              0                      47000                235000
   16552123             360                    358                       63000                     63000              First Lien              0                      27000                 90000
   16551755             360                    357                       56000                    55880.66            First Lien              0                      10500                 70000
   16551938             360                    357                       95950                    95949.66            First Lien              0                      25050                121000
   16551623             360                    355                      175000                   174238.12            First Lien              0                        0                     0
   16551644             360                    358                      442360                     442360             First Lien              0                      110590               552950
   16551691             360                    359                      632900                     632900             First Lien              0                      150000               791167
   16551701             360                    358                      120800                     120800             First Lien              0                      30200                151000
   16551737             360                    357                      280000                     280000             First Lien              0                      70000                350000
   16550067             360                    357                      136490                     136490             First Lien              0                        0                  236490
   16551520             360                    358                      188000                     188000             First Lien              0                      47000                235000
   16389794             360                    357                      1568000                   1568000             First Lien              0                      224000                  0
   16649924             360                    357                      300000                     300000             First Lien              0                      75000                375000
   16649926             360                    357                      310400                     310400             First Lien              0                        0                     0
   16649927             360                    356                      350000                     350000             First Lien              0                        0                     0
   16649922             360                    357                      335200                     335200             First Lien              0                      83800                419000
   16684835             360                    357                      392000                     392000             First Lien              0                        0                     0
   16649920             360                    357                      263200                   262499.49            First Lien              0                      65800                329900
   16649921             360                    357                      125600                     125600             First Lien              0                      25000                   0
   16132032             360                    352                      1500000                  1499262.3            First Lien              0                      250000                  0
   16684801             360                    358                      312000                     312000             First Lien              0                      78000                390000
   16684489             360                    359                      285000                   284766.38            First Lien              0                      95000                380000
   16684812             360                    358                      1189500                   1189500             First Lien              0                        0                     0
   16649902             360                    357                      239000                     239000             First Lien              0                      44900                299950
   16649903             360                    357                      220000                     220000             First Lien              0                        0                     0
   16649904             360                    357                      650000                     650000             First Lien              0                        0                     0
   16684816             360                    358                      417000                   416187.33            First Lien              0                        0                     0
   16649906             360                    357                      231200                   230999.41            First Lien              0                      57800                289000
   16649907             360                    357                      354400                     354400             First Lien              0                      88600                443000
   16649908             360                    357                      594350                     594350             First Lien              0                      95800                742993
   16649909             360                    357                      387200                   386133.57            First Lien              0                      96800                484000
   16649910             360                    356                      207150                     207150             First Lien              0                      51800                258950
   16649913             360                    357                      400000                     400000             First Lien              0                        0                  500000
   16649917             360                    357                      263650                    262948.3            First Lien              0                      65900                329600
   16649919             360                    357                      588750                   587463.49            First Lien              0                        0                  785000
   16704383             360                    359                      500000                     500000             First Lien              0                      50000                   0
   16684474             360                    359                      600000                     600000             First Lien              0                      150000               750000
   16684477             360                    359                      252000                   251798.47            First Lien              0                        0                     0
   16704348             360                    359                      380000                   379639.44            First Lien              0                        0                  475000
   16684468             360                    358                      123850                   123646.37            First Lien              0                        0                  176990
   16629144             360                    357                      375000                     375000             First Lien              0                        0                     0
   16629149             360                    353                      256000                     256000             First Lien              0                        0                     0
   16672415             360                    356                      255000                     255000             First Lien              0                      130000                  0
   16629162             360                    356                      256000                     256000             First Lien              0                      64000                320000
   16672416             360                    358                      311920                     311920             First Lien              0                      77980                389900
   16672417             360                    358                      369200                   365224.53            First Lien              0                        0                  461553
   16672419             360                    358                      464000                     463800             First Lien              0                      166000                  0
   16629169             360                    357                      537000                     537000             First Lien              0                      100000                  0
   16672420             360                    358                      127000                     127000             First Lien              0                        0                     0
   16672422             360                    358                      735000                     735000             First Lien              0                        0                     0
   16672423             360                    358                      172050                   172049.99            First Lien              0                      10750                   0
   16672424             360                    358                      174400                     174400             First Lien              0                      43600                218000
   16672426             360                    358                      500000                     500000             First Lien              0                      125000               625000
   16672427             360                    358                      181100                   180794.83            First Lien              0                      45300                226400
   16658443             360                    358                      187800                   187799.69            First Lien              0                      46900                234759
   16658447             360                    358                      536000                     536000             First Lien              0                      100500               670000
   16658451             360                    358                      417000                     417000             First Lien              0                      37500                   0
   16684292             360                    357                      608000                   606301.62            First Lien              0                      250000                  0
   16658455             360                    358                      400000                   399999.79            First Lien              0                        0                     0
   16658463             360                    356                      420000                     420000             First Lien              0                      78750                   0
   16658470             360                    358                      1000000                   1000000             First Lien              0                      232000               1370000
   16658472             360                    357                      480000                     480000             First Lien              0                      120000               600000
   16704519             360                    359                      171000                     171000             First Lien              0                      57000                   0
   16658490             360                    358                      380000                   379419.92            First Lien              0                        0                     0
   16684515             360                    358                      452000                     452000             First Lien              0                      113000               565000
   16684196             360                    358                      609000                     609000             First Lien              0                      79400                   0
   16629134             360                    357                      536000                     536000             First Lien              0                      67000                670000
   16770409             360                    359                      320000                     320000             First Lien              0                        0                  400000
   16685423             360                    359                      265000                   264782.78            First Lien              0                        0                     0
   16650774             360                    358                      115120                     115120             First Lien              0                      25900                143900
   16650775             360                    358                      324800                     324800             First Lien              0                      81200                406000
   16685426             360                    359                      136800                     136800             First Lien              0                      34200                171000
   16650776             360                    358                       74000                     74000              First Lien              0                      18500                 92500
   16685427             360                    359                      108800                     108800             First Lien              0                      27200                136000
   16650777             360                    358                      308000                     308000             First Lien              0                      38500                385000
   16650778             360                    358                      269600                     269600             First Lien              0                      67400                337000
   16789091             360                    360                      272800                     272800             First Lien              0                        0                  341000
   16789092             360                    360                      114400                     114400             First Lien              0                        0                  143000
   16789094             360                    360                      130800                     130800             First Lien              0                        0                  163500
   16789096             360                    360                      488000                     488000             First Lien              0                        0                  610000
   16789097             360                    360                      220000                     220000             First Lien              0                        0                     0
   16789098             360                    360                      152000                     152000             First Lien              0                        0                  190000
   16789099             360                    360                      320000                     320000             First Lien              0                        0                  400000
   16770410             360                    360                      111000                     111000             First Lien              0                      14994                140000
   16770411             360                    359                      248800                     248800             First Lien              0                      62200                311000
   16770412             360                    359                      839200                     839200             First Lien              0                        0                     0
   16673341             360                    356                      168150                   167620.57            First Lien              0                        0                     0
   16673342             360                    356                       92000                    91710.31            First Lien              0                        0                     0
   16673343             360                    356                      117750                   117379.24            First Lien              0                        0                     0
   16770381             360                    359                      256266                     256266             First Lien              0                     64066.6               320333
   16673344             360                    356                      156650                   156156.79            First Lien              0                        0                     0
   16770463             360                    360                      240000                     240000             First Lien              0                        0                  300000
   16770382             360                    359                      344300                   344003.57            First Lien              0                     43037.6               430376
   16673345             360                    356                      116250                   115883.99            First Lien              0                        0                     0
   16770464             360                    360                      124000                     122000             First Lien              0                        0                     0
   16770383             360                    359                       64970                     64970              First Lien              0                      15130                 89000
   16673346             360                    356                      120000                   119622.15            First Lien              0                        0                     0
   16770465             360                    360                      200000                   197657.06            First Lien              0                      50000                250000
   16770384             360                    359                      256000                     256000             First Lien              0                      64000                320000
   16673347             360                    356                      129300                   128892.89            First Lien              0                        0                     0
   16347097             360                    359                      128000                     128000             First Lien              0                      32000                160000
   16770466             360                    360                      125600                     125600             First Lien              0                      31400                157000
   16770385             360                    359                      147200                   147191.07            First Lien              0                      36800                   0
   16673348             360                    356                      107250                    106912.3            First Lien              0                        0                     0
   16770386             360                    359                      260000                     260000             First Lien              0                      65000                   0
   16673349             360                    356                      127500                   127098.55            First Lien              0                        0                     0
   16770387             360                    360                      341600                     341600             First Lien              0                      85400                427000
   16770388             360                    359                      216000                   215835.65            First Lien              0                      54000                270000
   16770389             360                    359                      136800                     136800             First Lien              0                      34200                171000
   16662900             360                    358                      300000                   297999.97            First Lien              0                        0                  375000
   16673350             360                    356                      313500                     313500             First Lien              0                        0                  330000
   16662901             360                    358                      212800                     212800             First Lien              0                        0                  267500
   16673351             360                    356                      428000                     428000             First Lien              0                        0                  535000
   16662902             360                    358                       93600                    93434.38            First Lien              0                      23400                117000
   16770470             360                    359                      550000                   549526.47            First Lien              0                        0                     0
   16662903             360                    358                      287200                     287200             First Lien              0                        0                  395000
   16673352             360                    358                      588900                     588900             First Lien              0                        0                  736130
   16770471             360                    359                       54000                    53663.13            First Lien              0                        0                     0
   16770390             360                    359                      288000                   287745.91            First Lien              0                      72000                360000
   16673353             360                    356                      254400                     254400             First Lien              0                        0                  318000
   16380637             360                    359                      125520                     125520             First Lien              0                      31380                156900
   16662904             360                    357                      100000                     100000             First Lien              0                        0                  125000
   16770472             360                    359                      162500                   162370.05            First Lien              0                        0                  222500
   16770391             360                    359                      292000                   291772.22            First Lien              0                      73000                365000
   16673354             360                    356                      356510                     355468             First Lien              0                        0                  396510
   16662905             360                    357                      113600                   113325.86            First Lien              0                        0                  142000
   16770473             360                    359                      368000                   367690.84            First Lien              0                        0                  460000
   16770392             360                    359                      113600                     113600             First Lien              0                      28400                142000
   16662906             360                    358                      159600                    159337.6            First Lien              0                        0                  199500
   16770474             360                    359                      438000                   437632.04            First Lien              0                        0                     0
   16770393             360                    359                      109600                     109600             First Lien              0                      27400                137000
   16673356             360                    357                       50000                    49876.34            First Lien              0                        0                     0
   16770475             360                    359                      247500                   247306.93            First Lien              0                        0                     0
   16770394             360                    359                      220000                     220000             First Lien              0                        0                     0
   16673357             360                    357                      202350                     202350             First Lien              0                        0                  213000
   16770476             360                    359                      628000                   624380.16            First Lien              0                        0                     0
   16770395             360                    359                      232000                     232000             First Lien              0                      29000                   0
   16673358             360                    357                      272000                     272000             First Lien              0                        0                     0
   16770396             360                    359                      100000                    99747.67            First Lien              0                      25000                   0
   16673359             360                    356                      412000                   410670.34            First Lien              0                        0                  515000
   16770479             360                    359                      140000                   139882.38            First Lien              0                        0                  175043
   16770398             360                    359                      784000                     784000             First Lien              0                        0                     0
   16770399             360                    359                      276000                     276000             First Lien              0                      69000                345000
   16673360             360                    356                      279200                   276956.58            First Lien              0                        0                  349000
   16673361             360                    358                      140000                   139886.75            First Lien              0                        0                  175000
   16770481             360                    360                      550000                     550000             First Lien              0                        0                     0
   16673363             360                    357                      600000                     600000             First Lien              0                        0                  750000
   16673364             360                    357                      490000                   488556.22            First Lien              0                        0                     0
   16770483             360                    359                      569000                     569000             First Lien              0                        0                     0
   16673365             360                    358                      171000                   170718.86            First Lien              0                        0                     0
   16770484             360                    359                      440676                     440676             First Lien              0                        0                  550846
   16673366             360                    357                      190400                   187814.84            First Lien              0                        0                  238000
   16770485             360                    359                      183750                     183750             First Lien              0                        0                     0
   16673367             360                    357                      472500                     472500             First Lien              0                        0                  630000
   16770486             360                    359                      302100                     302100             First Lien              0                        0                  318000
   16673368             360                    357                       59200                    59049.95            First Lien              0                        0                   74000
   16770487             360                    359                      600000                   599444.29            First Lien              0                        0                  842500
   16673369             360                    357                      700000                     700000             First Lien              0                        0                     0
   16789100             360                    360                      444400                     444400             First Lien              0                        0                  555500
   16673370             360                    358                      367500                   367357.87            First Lien              0                        0                     0
   16673371             360                    358                      900335                     900335             First Lien              0                      50000                   0
   16789102             360                    360                      220000                     220000             First Lien              0                        0                     0
   16673372             360                    358                      102200                     102200             First Lien              0                        0                     0
   16789103             360                    360                      106400                     106400             First Lien              0                      26600                133000
   16789104             360                    360                       70000                     70000              First Lien              0                        0                   87500
   16789105             360                    360                      114800                     114800             First Lien              0                        0                  143500
   16789106             360                    360                      219200                     219200             First Lien              0                      41100                274000
   16789107             360                    360                      332000                     332000             First Lien              0                        0                  415000
   16789108             360                    360                      291080                     291080             First Lien              0                        0                  363850
   16789109             360                    360                      176000                     176000             First Lien              0                        0                  220000
   16717849             360                    356                      201600                   200949.39            First Lien              0                        0                     0
   16677497             360                    358                      196000                   195700.81            First Lien              0                      49000                245000
   16677498             360                    358                      264000                     264000             First Lien              0                      66000                330000
   16677499             360                    358                      164000                   163736.09            First Lien              0                      41000                205000
   16789110             360                    360                      265200                     265200             First Lien              0                        0                  331500
   16789111             360                    360                      228000                     228000             First Lien              0                        0                  285000
   16662850             360                    357                      177556                   176423.44            First Lien              0                        0                  221945
   16717850             360                    359                      192500                     192500             First Lien              0                        0                  402500
   16789112             360                    360                      203200                     203200             First Lien              0                        0                  254000
   16662851             360                    357                      186076                   185568.63            First Lien              0                        0                  232595
   16662852             360                    358                      181280                   181279.16            First Lien              0                        0                  226600
   16789113             360                    360                      284000                     284000             First Lien              0                        0                     0
   16717851             360                    357                      229500                   228918.26            First Lien              0                        0                  255000
   16717852             360                    359                      126400                     126400             First Lien              0                        0                     0
   16789114             360                    360                      209600                     209600             First Lien              0                        0                  262000
   16662853             360                    357                      588000                    584447.5            First Lien              0                        0                     0
   16789115             360                    360                      112000                     112000             First Lien              0                        0                     0
   16717853             360                    358                      144000                   143751.34            First Lien              0                      36000                180000
   16662854             360                    358                      352144                     352144             First Lien              0                        0                  440181
   16717854             360                    359                      476000                     476000             First Lien              0                      59500                595000
   16789116             360                    360                      127200                     127200             First Lien              0                        0                  159000
   16717855             360                    359                      463000                     463000             First Lien              0                        0                     0
   16717856             360                    359                      463000                     463000             First Lien              0                        0                     0
   16662857             360                    358                      158880                   158637.48            First Lien              0                        0                  198600
   16789118             360                    360                      261600                     261600             First Lien              0                        0                  327000
   16717857             360                    359                      456000                     456000             First Lien              0                      114000               570000
   16662858             360                    357                      596846                     596846             First Lien              0                        0                  746058
   16789119             360                    360                      300000                     300000             First Lien              0                        0                  375000
   16717858             360                    359                      182400                     182400             First Lien              0                      45600                228000
   16662859             360                    358                      200882                   200559.78            First Lien              0                        0                  251103
   16717859             360                    359                      194400                   194236.69            First Lien              0                      48600                243000
   16662860             360                    357                      130800                   130468.46            First Lien              0                        0                  163500
   16650728             360                    358                      260000                   259572.53            First Lien              0                     2538.06              437596.17
   16717860             360                    359                      436000                     436000             First Lien              0                      109000               545000
   16662861             360                    357                      106000                   105806.01            First Lien              0                        0                     0
   16650729             360                    358                      385892                     385892             First Lien              0                     72354.75              482365
   16662862             360                    357                      220800                     220800             First Lien              0                        0                  276000
   16789123             360                    360                      256000                     256000             First Lien              0                        0                     0
   16662863             360                    358                      441500                     441500             First Lien              0                        0                  551875
   16662864             360                    358                       97600                     97600              First Lien              0                      24400                122000
   16789125             360                    360                      156000                     156000             First Lien              0                        0                  195000
   16662865             360                    357                      185600                   185117.93            First Lien              0                        0                  232000
   16662866             360                    357                      200000                    199776.1            First Lien              0                        0                  250000
   16789127             360                    360                      330000                     330000             First Lien              0                      61875                412500
   16662867             360                    357                      228000                   227439.95            First Lien              0                      57000                285000
   16789128             360                    360                      213520                     213520             First Lien              0                        0                  266900
   16662868             360                    357                      214400                    213829.4            First Lien              0                        0                  268000
   16662869             360                    357                      111200                     111200             First Lien              0                        0                  139000
   16650730             360                    358                      169352                   169059.57            First Lien              0                      42338                211690
   16650732             360                    358                       97000                     97000              First Lien              0                      24250                121250
   16608614             360                    357                      208000                     208000             First Lien              0                      39000                   0
   16650734             360                    358                       77600                    77478.58            First Lien              0                      19400                 97000
   16650735             360                    358                      168000                     168000             First Lien              0                      42000                210000
   16650736             360                    358                      154640                   154075.13            First Lien              0                      38660                193300
   16650737             360                    358                      122160                     122160             First Lien              0                      30540                152700
   16662870             360                    357                      220000                   219519.29            First Lien              0                        0                     0
   16650738             360                    357                      135200                   135195.19            First Lien              0                      16900                169000
   16717870             360                    359                      1237500                  1236353.84           First Lien              0                      82500                   0
   16662871             360                    357                      117280                     117280             First Lien              0                        0                  146600
   16717871             360                    359                      355000                    354646.6            First Lien              0                        0                  500000
   16662872             360                    357                      164000                     164000             First Lien              0                        0                     0
   16717872             360                    359                      256000                   255751.19            First Lien              0                        0                  345546
   16662873             360                    357                      328000                     328000             First Lien              0                        0                  410000
   16662874             360                    357                      113600                     113600             First Lien              0                        0                  142000
   16717873             360                    359                      358283                     357982             First Lien              0                        0                  447854
   16717874             360                    359                      502000                     502000             First Lien              0                       1821                607000
   16662875             360                    358                      152400                   152155.55            First Lien              0                        0                  190500
   16662876             360                    357                      140800                     140800             First Lien              0                        0                  176000
   16717875             360                    359                      235500                     235500             First Lien              0                        0                     0
   16717876             360                    359                      381000                     381000             First Lien              0                        0                     0
   16662877             360                    357                      101600                   101595.81            First Lien              0                        0                  127000
   16717877             360                    359                      100800                   100727.05            First Lien              0                        0                  126000
   16662878             360                    357                      156400                     156400             First Lien              0                        0                  195500
   16717878             360                    359                      120000                   119891.52            First Lien              0                       697                    0
   16662879             360                    357                      131120                     131120             First Lien              0                      32780                163900
   16717879             360                    359                       70000                    69936.73            First Lien              0                        0                  140000
   16650740             360                    357                      136000                     136000             First Lien              0                      34000                170000
   16650742             360                    357                      154800                     154800             First Lien              0                      29025                193500
   16650743             360                    358                      304000                   303535.94            First Lien              0                      76000                380000
   16650744             360                    358                      112000                     112000             First Lien              0                      28000                140000
   16650745             360                    358                      127200                     127200             First Lien              0                      15900                159000
   16650746             360                    358                      258400                     258400             First Lien              0                      64600                323000
   16650747             360                    357                      108400                   108163.15            First Lien              0                      27100                135500
   16662880             360                    358                      412000                     412000             First Lien              0                        0                  520000
   16650748             360                    358                      464800                     464800             First Lien              0                        0                     0
   16650749             360                    357                      129600                     129600             First Lien              0                      32400                162000
   16717880             360                    359                      287100                   284912.35            First Lien              0                       2688                   0
   16662881             360                    357                      103200                     103200             First Lien              0                        0                  129000
   16717881             360                    357                      202875                     202875             First Lien              0                        0                     0
   16662882             360                    358                      395200                   394534.07            First Lien              0                        0                     0
   16662883             360                    358                      226400                     226400             First Lien              0                        0                  283000
   16717882             360                    359                      492800                     492800             First Lien              0                        0                  616000
   16717883             360                    359                      341250                   340963.32            First Lien              0                        0                     0
   16662884             360                    358                       89600                     89600              First Lien              0                        0                  112000
   16662885             360                    357                       94000                     94000              First Lien              0                        0                  117500
   16717884             360                    359                      455000                     455000             First Lien              0                      1618.4                  0
   16717885             360                    359                      153425                   153296.11            First Lien              0                        0                  161500
   16662886             360                    357                      187500                     187500             First Lien              0                        0                     0
   16662887             360                    358                      226800                   226581.02            First Lien              0                        0                  283500
   16662888             360                    357                      141600                   141590.49            First Lien              0                        0                  177000
   16662889             360                    358                      210400                     210400             First Lien              0                        0                  263000
   16405022             360                    360                      188000                     188000             First Lien              0                        0                     0
   16685400             360                    359                      142400                    142277.4            First Lien              0                      26700                   0
   16650750             360                    358                      252000                     252000             First Lien              0                        0                     0
   16685401             360                    358                      118800                   118609.45            First Lien              0                      14850                148500
   16650751             360                    358                      479000                     479000             First Lien              0                      5869.6                  0
   16685402             360                    359                      214800                   214605.82            First Lien              0                      53700                268500
   16685404             360                    359                      136000                   135901.58            First Lien              0                      34000                170000
   16650754             360                    358                      519800                   519799.21            First Lien              0                    100073.93              652500
   16650755             360                    358                      156000                     156000             First Lien              0                      39000                195000
   16685406             360                    359                      253200                     253200             First Lien              0                      63300                316500
   16650756             360                    358                      272000                     272000             First Lien              0                      51000                   0
   16685408             360                    359                      224800                     224800             First Lien              0                      56200                281000
   16662890             360                    358                      244000                   243618.17            First Lien              0                        0                  305000
   16650758             360                    358                      184000                   183732.81            First Lien              0                      23000                230000
   16650759             360                    358                      127920                     127920             First Lien              0                      15990                159900
   16685409             360                    359                      313600                     313600             First Lien              0                      39200                   0
   16662891             360                    357                      256000                     256000             First Lien              0                        0                  320000
   16770416             360                    359                      116800                   116699.44            First Lien              0                      21900                146000
   16770417             360                    359                      119600                   117403.17            First Lien              0                      29900                149500
   16772011             360                    359                      210850                     210850             First Lien              0                      52700                263589
   16731861             360                    359                      277000                     277000             First Lien              0                        0                  277000
   16731935             360                    359                       53000                    52973.93            First Lien              0                        0                   53000
   16732031             360                    359                      150000                     150000             First Lien              0                        0                  150000
   16728653             360                    359                      1000000                   1000000             First Lien              0                      300000                  0
   16729783             360                    359                      229900                     229900             First Lien              0                        0                  229900
   16731502             360                    359                      264000                     264000             First Lien              0                      66000                330000
   16549441             360                    357                      560000                     560000             First Lien              0                      140000               700000
   16549443             360                    357                      456320                     456320             First Lien              0                      114080               570400
   16549488             360                    354                      390000                   388091.95            First Lien              0                        0                     0
   16549515             360                    357                      151900                     151900             First Lien              0                      37900                189900
   16377946             360                    358                      1000000                   1000000             First Lien              0                      285000               1285000
   16723416             360                    358                       65000                     65000              First Lien              0                        0                     0
   16723623             360                    359                      467250                     467250             First Lien              0                      116800               584083
   16723670             360                    359                      768650                     768650             First Lien              0                      192150               960835
   16723677             360                    359                      555850                     555850             First Lien              0                      104200               694826
   16723546             360                    359                      392550                     392550             First Lien              0                        0                  413220
   16723591             360                    359                      479350                     479350             First Lien              0                      38800                599220
   16723618             360                    359                      992000                     992000             First Lien              0                      248050               1240095
   16723298             360                    359                      1000000                   1000000             First Lien              0                      353000               1353000
   16721959             360                    357                      180750                     180750             First Lien              0                      48200                241000
   16721960             360                    359                      474550                     474550             First Lien              0                      118600               593199
   16721873             360                    359                      207100                     207100             First Lien              0                        0                  218000
   16722018             360                    359                      912750                     912750             First Lien              0                      171150               1140990
   16722062             360                    359                      471200                     471200             First Lien              0                      58900                589000
   16722071             360                    359                      456800                     456800             First Lien              0                      114200               571029
   16722081             360                    359                      500550                     500550             First Lien              0                      125100               625703
   16722161             480                    359                      220000                    219913.2            First Lien              0                        0                     0
   16718415             360                    353                      151900                     151900             First Lien              0                        0                  189900
   16718448             360                    359                      226468                     226468             First Lien              0                      42462                283085
   16718515             360                    359                      510720                     510720             First Lien              0                      125000               638400
   16718754             360                    359                      425000                     425000             First Lien              0                        0                     0
   16718759             360                    359                      417000                     417000             First Lien              0                      134000               580000
   16718798             360                    359                      300000                     300000             First Lien              0                      75000                375000
   16715044             480                    356                      400000                   399653.32            First Lien              0                      100000                  0
   16715083             360                    358                      452000                     452000             First Lien              0                      113000               565000
   16715190             360                    359                      694500                     694500             First Lien              0                        0                     0
   16715285             360                    359                      454630                     454630             First Lien              0                      113650               568296
   16717254             360                    359                      247200                    246981.9            First Lien              0                      61800                309000
   16718220             360                    359                      650000                     650000             First Lien              0                      197150               847175
   16718276             360                    359                      351600                     351600             First Lien              0                      88400                   0
   16710818             360                    359                      1125000                   1125000             First Lien              0                      350000               1500000
   16710827             360                    359                      148500                   147324.98            First Lien              0                        0                     0
   16710830             360                    359                      347000                     347000             First Lien              0                        0                     0
   16710839             360                    359                      145710                   145634.46            First Lien              0                        0                  161900
   16710882             360                    358                       83150                     83150              First Lien              0                        0                   92400
   16710924             360                    359                      207000                   206903.43            First Lien              0                        0                  207000
   16710972             360                    359                      452000                     452000             First Lien              0                      113050               565100
   16711057             360                    359                      916943                     916943             First Lien              0                      229236               1146179
   16711072             360                    359                      102500                     102500             First Lien              0                        0                  102500
   16711168             360                    359                      956250                     956250             First Lien              0                      250000               1275000
   16711173             360                    359                      620000                     620000             First Lien              0                        0                  775000
   16711238             360                    359                      228000                     228000             First Lien              0                      57000                285000
   16711240             360                    359                      506250                     506250             First Lien              0                      100000                  0
   16711354             360                    359                      480000                   479634.76            First Lien              0                      120000               600000
   16713773             360                    359                      975000                     975000             First Lien              0                      195000                  0
   16713797             360                    359                      137520                     137520             First Lien              0                      34380                171900
   16713907             360                    359                      149000                   148920.71            First Lien              0                        0                  149000
   16713990             360                    359                      205785                     205785             First Lien              0                      68595                274380
   16714192             360                    359                      178000                    177867.9            First Lien              0                      44500                222500
   16714726             360                    359                       97750                    97686.06            First Lien              0                        0                   97750
   16714753             360                    359                      918000                     918000             First Lien              0                        0                     0
   16710245             360                    359                      190080                     190080             First Lien              0                      47520                237600
   16710900             360                    359                      132267                   132168.84            First Lien              0                      33066                165334
   16710105             360                    359                      588096                     588096             First Lien              0                      147024               735120
   16710144             360                    359                      330000                     330000             First Lien              0                        0                  330000
   16709662             360                    359                      246500                     246500             First Lien              0                        0                     0
   16709710             360                    359                      167000                   166852.66            First Lien              0                        0                 332664.55
   16706741             360                    359                      324000                     324000             First Lien              0                      60750                405000
   16706811             360                    359                      468000                     468000             First Lien              0                      117000               585000
   16707247             360                    358                      207920                     207920             First Lien              0                      51980                259900
   16707718             360                    359                      424000                     424000             First Lien              0                        0                  530000
   16707784             360                    359                      1540000                   1540000             First Lien              0                        0                     0
   16707842             360                    359                      432500                     432500             First Lien              0                        0                  665457
   16704133             360                    359                      269000                     269000             First Lien              0                        0                     0
   16704171             360                    359                      240000                     240000             First Lien              0                      60000                300000
   16704229             360                    359                      304150                     304150             First Lien              0                        0                     0
   16704277             360                    359                      121500                   121497.97            First Lien              0                        0                  121500
   16704287             360                    359                      232000                     232000             First Lien              0                        0                     0
   16704628             360                    359                      137000                   136921.18            First Lien              0                        0                  137000
   16704696             360                    359                      320000                     320000             First Lien              0                      80000                400000
   16706494             360                    359                      292000                     292000             First Lien              0                      73000                365000
   16706519             360                    359                      323000                   322828.11            First Lien              0                        0                     0
   16706525             360                    359                       80000                    79927.67            First Lien              0                        0                     0
   16706542             360                    358                      1380000                   1380000             First Lien              0                      200100                  0
   16706553             360                    359                      300000                   299728.79            First Lien              0                        0                     0
   16706610             360                    358                      445000                     445000             First Lien              0                        0                     0
   16697912             360                    359                      600000                     600000             First Lien              0                      150000               750000
   16703985             360                    359                      162200                     162200             First Lien              0                        0                  162200
   16704090             360                    359                       46400                    46371.89            First Lien              0                       8700                 58000
   16704110             360                    359                      280000                   279776.09            First Lien              0                        0                  280000
   16775765             360                    360                      696000                     696000             First Lien              0                      174000               870000
   16776347             360                    360                      111200                     111200             First Lien              0                      27800                139000
   16776450             360                    360                      305500                     305500             First Lien              0                        0                     0
   16787163             360                    360                      187500                     187500             First Lien              0                      35150                234385
   16549204             360                    354                      146930                     146930             First Lien              0                        0                  209900
   16549206             360                    355                      224250                     224250             First Lien              0                      44850                299000
   16549210             360                    355                      119700                   118951.87            First Lien              0                      23900                159650
   16549211             360                    355                      140800                   139901.64            First Lien              0                      35200                176000
   16549212             360                    355                      261250                   260166.68            First Lien              0                        0                  275000
   16549213             360                    355                      226200                   226153.35            First Lien              0                      104400               348000
   16549215             360                    355                      100320                    99933.84            First Lien              0                      20064                133760
   16549216             360                    355                      231872                   230933.83            First Lien              0                        0                     0
   16549217             360                    355                      248000                   246996.51            First Lien              0                      31000                310000
   16549220             360                    355                      234000                   233063.94            First Lien              0                        0                  260000
   16549222             360                    355                      263900                   262832.22            First Lien              0                      87500                351880
   16549223             360                    355                      273750                   272528.93            First Lien              0                        0                  365000
   16549226             360                    355                       86100                     86100              First Lien              0                        0                  114800
   16549227             360                    355                      525000                     525000             First Lien              0                      140000               700000
   16549229             360                    355                      243375                     243375             First Lien              0                      41100                324500
   16549230             360                    355                      198250                     198250             First Lien              0                      76250                   0
   16549231             360                    355                      260000                     260000             First Lien              0                      100000               400000
   16549233             360                    355                      637500                     637500             First Lien              0                        0                     0
   16549234             360                    355                      280000                     280000             First Lien              0                        0                     0
   16549235             360                    355                      151875                     151875             First Lien              0                      30375                202500
   16549236             360                    355                      181930                     181930             First Lien              0                        0                  259900
   16549237             360                    355                       83700                    83400.77            First Lien              0                        0                   93000
   16549239             360                    356                      132560                   132152.79            First Lien              0                      33140                165700
   16549240             360                    355                      238000                    237105.7            First Lien              0                      68000                340000
   16549241             360                    356                      360869                   359351.02            First Lien              0                        0                  481159
   16549242             360                    355                      266100                   265282.47            First Lien              0                        0                  295692
   16549243             360                    355                      154050                     154050             First Lien              0                      82950                237000
   16549244             360                    355                      247500                   246369.09            First Lien              0                        0                     0
   16549248             360                    355                      216450                   216340.08            First Lien              0                      83250                333000
   16549252             360                    355                      273750                   272558.18            First Lien              0                      73000                365000
   16549253             360                    356                      201500                     201500             First Lien              0                      51500                   0
   16549254             360                    355                      365000                     365000             First Lien              0                        0                     0
   16549255             360                    355                      112425                   112389.07            First Lien              0                      22485                149900
   16549257             360                    356                      123500                   122664.25            First Lien              0                      47500                190000
   16549258             360                    355                      390000                     390000             First Lien              0                        0                     0
   16549259             360                    355                      195850                   195171.38            First Lien              0                      39150               261134.8
   16549260             360                    355                       79500                    79474.84            First Lien              0                      15900                106000
   16549261             360                    355                      103935                   103904.15            First Lien              0                      39975                159900
   16549262             360                    355                      196000                     196000             First Lien              0                      49000                245000
   16549264             360                    355                       43110                    42974.13            First Lien              0                        0                   47900
   16549265             360                    355                      215300                   214638.54            First Lien              0                      43000                287107
   16549271             360                    355                      229047                     229047             First Lien              0                      45809                305396
   16549272             360                    355                       93675                    93204.05            First Lien              0                        0                     0
   16549273             360                    355                      101925                   101412.54            First Lien              0                        0                     0
   16549274             360                    355                       93675                    93204.05            First Lien              0                        0                     0
   16549275             360                    355                       97500                     97500              First Lien              0                      19500                130000
   16549276             360                    355                      117900                     117900             First Lien              0                      39300                157200
   16549277             360                    356                      115180                   114851.69            First Lien              0                        0                  143975
   16549278             360                    355                      182975                   182216.26            First Lien              0                      45744                228719
   16549279             360                    355                      135000                     135000             First Lien              0                      27000                180000
   16549280             360                    356                      182000                     182000             First Lien              0                      70000                280000
   16549281             360                    355                      495000                     493000             First Lien              0                        0                     0
   16549282             360                    355                      417000                   415000.91            First Lien              0                      95900                569900
   16549283             360                    356                      365250                   364099.91            First Lien              0                      73050                487000
   16549284             360                    355                      275000                     275000             First Lien              0                        0                     0
   16549285             360                    355                       67200                    66970.59            First Lien              0                      19200                 96000
   16549286             360                    355                      108000                     108000             First Lien              0                      27000                135000
   16549287             360                    355                      417000                   415218.13            First Lien              0                      129250                  0
   16549288             360                    355                       53625                     53625              First Lien              0                        0                   71500
   16549292             360                    355                      290700                     290700             First Lien              0                        0                  323000
   16549293             360                    355                      270427                   270353.77            First Lien              0                      54100                360570
   16549295             360                    356                      150000                     150000             First Lien              0                        0                  245000
   16549296             360                    355                      321900                     321900             First Lien              0                        0                  357750
   16549297             360                    355                      1100000                   1100000             First Lien              0                        0                     0
   16549298             360                    355                      307500                     307500             First Lien              0                        0                     0
   16549300             360                    355                      216750                     216750             First Lien              0                      72250                289000
   16549301             360                    355                      269750                     269750             First Lien              0                      103750               415000
   16549303             360                    356                      136700                   136319.97            First Lien              0                      25600                170969
   16549304             360                    355                      133600                   133032.32            First Lien              0                      33400                167000
   16549305             360                    355                      181500                     181500             First Lien              0                      36300                242000
   16549308             360                    356                      157920                   157446.79            First Lien              0                        0                  197400
   16549309             360                    356                      464000                   462388.46            First Lien              0                      116000               580000
   16549310             360                    355                      172000                   171437.77            First Lien              0                      34400                   0
   16549311             360                    355                      409500                   407754.13            First Lien              0                      117000               585000
   16549313             360                    355                      153000                   152395.97            First Lien              0                        0                  170000
   16549314             360                    355                      195000                     195000             First Lien              0                      39000                260000
   16549319             360                    355                       92000                    91654.3             First Lien              0                        0                  115000
   16549321             360                    356                      174300                   173839.25            First Lien              0                      49800                249000
   16549323             360                    355                       65925                    64975.09            First Lien              0                      13185                 87900
   16549324             360                    356                      148000                     148000             First Lien              0                        0                  200000
   16549325             360                    356                      453750                     453750             First Lien              0                      90750                605000
   16549100             360                    354                      147960                    147146.5            First Lien              0                        0                  164400
   16549101             360                    355                      539920                    539756.9            First Lien              0                        0                  674900
   16549102             360                    355                      623900                   622321.82            First Lien              0                      78000                779900
   16549103             360                    355                      367900                     367900             First Lien              0                        0                  459900
   16549106             360                    355                      874900                     874900             First Lien              0                        0                  1249900
   16549113             360                    352                      528500                   528449.67            First Lien              0                      151000               755000
   16549114             360                    355                      165000                   164370.41            First Lien              0                        0                  220000
   16549115             360                    356                      182400                   181892.92            First Lien              0                        0                  239990
   16549116             360                    353                      131950                   131179.49            First Lien              0                      50750                203000
   16549117             360                    354                      525000                     525000             First Lien              0                        0                     0
   16549121             360                    354                      118425                     118425             First Lien              0                      23685                157900
   16549123             360                    355                      325000                     325000             First Lien              0                        0                     0
   16549134             360                    355                      299900                     299900             First Lien              0                      79965                399900
   16549135             360                    355                      118800                   118307.39            First Lien              0                      25200                160000
   16549136             360                    355                      158250                     158250             First Lien              0                      52750                211000
   16549137             360                    354                       63750                     63489              First Lien              0                      12750                 85000
   16549138             360                    354                      162000                     161800             First Lien              0                      43200                216000
   16549139             360                    354                      281000                    279664.7            First Lien              0                      57000                375900
   16549140             360                    354                      222000                     222000             First Lien              0                        0                     0
   16549144             360                    355                      178425                   177787.15            First Lien              0                      59475                237900
   16549146             360                    356                      311200                   310195.62            First Lien              0                      77800                389000
   16549147             360                    354                      333750                     333750             First Lien              0                      66750                445000
   16549148             360                    354                      173295                     173295             First Lien              0                      34659                231060
   16549149             360                    355                      420000                   419956.17            First Lien              0                        0                     0
   16549150             360                    355                      185450                     185450             First Lien              0                        0                  335495
   16549151             360                    355                      417000                     417000             First Lien              0                        0                  607024
   16549152             360                    354                      202500                   202386.39            First Lien              0                      40500                   0
   16549153             360                    355                      144189                   144146.71            First Lien              0                      38450                192252
   16549154             360                    354                      142500                   141744.99            First Lien              0                      38000                190000
   16549158             360                    354                      500000                     500000             First Lien              0                        0                  625000
   16549160             360                    355                      258000                     258000             First Lien              0                      64500                322500
   16549163             360                    354                       56000                    55787.42            First Lien              0                        0                   70000
   16549166             360                    355                      116000                   115553.18            First Lien              0                        0                  145000
   16549167             360                    354                      225800                   224898.62            First Lien              0                        0                     0
   16549168             360                    354                       98800                    98306.94            First Lien              0                        0                  123500
   16549169             360                    355                      155200                     155200             First Lien              0                      38800                194000
   16549177             360                    354                      168285                     168285             First Lien              0                      77670                258900
   16549178             360                    355                      111375                     111375             First Lien              0                      22275                148500
   16549179             360                    355                      253500                     253500             First Lien              0                      84500                338000
   16549182             360                    355                      214500                     214500             First Lien              0                      71500                286000
   16549183             360                    354                      240000                   238967.12            First Lien              0                        0                  325000
   16549184             360                    355                      147000                   146447.64            First Lien              0                        0                  210000
   16549186             360                    355                      417000                   415048.23            First Lien              0                        0                  560000
   16549188             360                    355                      222675                     222675             First Lien              0                        0                  296900
   16549189             360                    355                      186000                     186000             First Lien              0                      62000                248000
   16549190             360                    355                      114000                   113560.92            First Lien              0                        0                     0
   16549191             360                    356                      101493                   101492.93            First Lien              0                      43497                144990
   16549192             360                    356                      220948                     220948             First Lien              0                        0                  315640
   16549193             360                    356                      220948                     220948             First Lien              0                        0                  315640
   16549194             360                    355                      262250                    262249.8            First Lien              0                      50400                349727
   16549195             360                    355                      228750                   228747.34            First Lien              0                      76250                305000
   16549197             360                    355                       72750                    72307.3             First Lien              0                        0                     0
   16549199             360                    355                       64000                    63747.33            First Lien              0                      25100                 99000
   16549200             360                    354                      311250                     311250             First Lien              0                        0                     0
   16549201             360                    355                      218039                   217219.71            First Lien              0                      54500                272549
   16549203             360                    354                      110435                     110435             First Lien              0                      59465                169900
   16666521             360                    359                      480000                     480000             First Lien              0                      120000               600000
   16671370             360                    359                      388000                     388000             First Lien              0                      72750                   0
   16727981             360                    360                      368800                     368800             First Lien              0                      92200                461000
   16728186             360                    360                      606000                     606000             First Lien              0                      151500               757500
   16731337             360                    360                      198400                     198400             First Lien              0                      12400                   0
   16710613             360                    360                      215010                     215010             First Lien              0                        0                  240637
   16713499             360                    360                      532000                     532000             First Lien              0                      133000               665000
   16714664             480                    360                      224000                     224000             First Lien              0                      42000                   0
   16716245             360                    360                      492000                     492000             First Lien              0                      123000               615000
   16697279             360                    360                      180500                     180500             First Lien              0                        0                  190000
   16700047             360                    360                      260000                     260000             First Lien              0                        0                  260000
   16706330             480                    359                      244000                   243927.53            First Lien              0                      61000                305000
   16707371             360                    360                      452000                     452000             First Lien              0                      113000               565000
   16709234             360                    360                      124000                     124000             First Lien              0                      15500                155000
   16709323             360                    360                      114000                     114000             First Lien              0                        0                  114000
   16691981             360                    359                      223000                     223000             First Lien              0                        0                  223000
   16691825             480                    359                      180000                   179933.79            First Lien              0                      45000                225000
   16693091             360                    360                      135000                     135000             First Lien              0                        0                     0
   16693274             360                    359                      171774                   171652.76            First Lien              0                        0                  190860
   16695691             360                    360                      324900                     324900             First Lien              0                        0                  342000
   16695811             360                    360                      222950                     222950             First Lien              0                        0                  222950
   16695844             360                    359                      560000                     560000             First Lien              0                        0                     0
   16685302             360                    359                      221050                     221050             First Lien              0                        0                     0
   16683733             360                    360                      237000                     237000             First Lien              0                        0                  237000
   16687910             480                    360                      164900                     164900             First Lien              0                        0                     0
   16687844             360                    360                      420000                     420000             First Lien              0                        0                     0
   16687968             480                    359                      200000                   199960.34            First Lien              0                      25000                250000
   16671400             360                    359                      397000                     397000             First Lien              0                        0                     0
   16671404             360                    360                      477000                     477000             First Lien              0                        0                     0
   16676363             480                    360                      210000                     210000             First Lien              0                        0                  305000
   16676389             360                    360                      678750                     678750             First Lien              0                      226250               905000
   16679040             480                    360                      300000                     300000             First Lien              0                        0                     0
   16679030             360                    359                      650000                     650000             First Lien              0                      164900               814950
   16679211             360                    359                      342229                     342229             First Lien              0                        0                  342229
   16681010             360                    359                      251100                     251100             First Lien              0                        0                  264334
   16681073             480                    359                      560000                   559839.58            First Lien              0                      70000                   0
   16681141             360                    360                      840000                     840000             First Lien              0                        0                     0
   16681174             360                    359                      165000                     165000             First Lien              0                        0                     0
   16683767             360                    359                      699000                     699000             First Lien              0                      199743               998719
   16001495             360                    350                      991250                     991250             First Lien              0                      198250                  0
   16684787             360                    358                      630300                     630300             First Lien              0                      157550               787877
   16708220             360                    359                      1000000                   1000000             First Lien              0                      174000                  0
   16684797             360                    359                      999000                     999000             First Lien              0                      215000                  0
   16684798             360                    358                      644000                     644000             First Lien              0                      120750               805000
   16629124             360                    357                      760000                   759766.46            First Lien              0                      190000                  0
   16664037             360                    358                      552000                     552000             First Lien              0                      50000                   0
   16629127             360                    357                      368000                     368000             First Lien              0                        0                     0
   16629128             360                    357                      776000                     776000             First Lien              0                      97000                970000
   16708332             360                    359                      499850                   499460.07            First Lien              0                        0                  769000
   16546428             360                    358                      325000                     325000             First Lien              0                      100000                  0
   16546459             360                    357                      446250                   445430.17            First Lien              0                        0                     0
   16546465             360                    357                      129600                     129600             First Lien              0                      16200                   0
   16545340             360                    354                       82125                     82125              First Lien              0                      27375                109500
   16545342             360                    354                       82500                     82500              First Lien              0                      27500                110000
   16544147             360                    357                       96375                    96198.61            First Lien              0                      25700                128500
   16544229             360                    357                      573232                     573232             First Lien              0                      107481               716541
   16544235             360                    357                      120000                   119785.92            First Lien              0                      30000                150000
   16545471             360                    358                      1560000                   1560000             First Lien              0                      450000                  0
   16545476             360                    359                      1000000                   1000000             First Lien              0                      290000               1290000
   16545994             360                    357                      102200                     102200             First Lien              0                      43800                146000
   16545037             360                    357                      220000                     220000             First Lien              0                        0                     0
   16545056             360                    357                       87600                     87600              First Lien              0                      21900                109500
   16545063             360                    357                      1950000                   1950000             First Lien              0                      396000                  0
   16546204             360                    358                      210394                     210394             First Lien              0                      52598                262993
   16544008             360                    357                      118500                   118288.61            First Lien              0                      39500                158000
   16544014             360                    357                      127787                     127787             First Lien              0                      31946                159734
   16544048             360                    358                      557900                     557900             First Lien              0                        0                     0
   16540343             360                    358                      525000                     525000             First Lien              0                        0                     0
   16540413             360                    355                      151920                     151920             First Lien              0                      37980                189900
   16540851             360                    358                      723185                     723185             First Lien              0                      241000               964250
   16468506             360                    358                      320000                     320000             First Lien              0                      80000                400000
   16468509             360                    357                      556105                     556105             First Lien              0                        0                  714105
   16540173             360                    357                      415350                     415350             First Lien              0                        0                  639000
   16540186             480                    357                      103200                   103113.89            First Lien              0                      25800                129000
   16540221             360                    356                      380000                     380000             First Lien              0                      95000                475000
   16468084             360                    358                       80800                    80704.26            First Lien              0                      20200                101000
   16468099             360                    356                      320000                     320000             First Lien              0                      40000                   0
   16468348             360                    356                      470400                     470400             First Lien              0                        0                     0
   16422833             360                    357                       82500                    82352.82            First Lien              0                      27500                110000
   16422875             360                    356                      255950                     255950             First Lien              0                      31950                319990
   16422694             360                    358                      201600                     201600             First Lien              0                      50400                252000
   16420115             360                    356                      107072                     107072             First Lien              0                      26768                133840
   16420123             360                    357                      636700                   635086.06            First Lien              0                      79550                795875
   16419352             360                    356                      101600                   101331.44            First Lien              0                      25400                127000
   16419638             360                    357                      418952                     418952             First Lien              0                      104738               523691
   16407198             360                    356                      123900                   123580.69            First Lien              0                      31000                154900
   16406836             360                    356                      166600                     166600             First Lien              0                      47600                238000
   16405521             480                    356                      132800                   132625.16            First Lien              0                      24900                166000
   16405554             360                    358                      197600                     197600             First Lien              0                      49443                247043
   16405601             360                    358                      171412                     171412             First Lien              0                      42853                214265
   16404460             360                    356                      239200                   239184.66            First Lien              0                      58800                299000
   16404341             360                    357                      199200                     199200             First Lien              0                      49800                249400
   16402724             360                    357                       58500                     58500              First Lien              0                        0                  117000
   16402818             360                    356                       73500                     73500              First Lien              0                      31500                105000
   16402340             360                    356                      218350                     218350             First Lien              0                      54600                272950
   16402039             360                    358                      168800                     168800             First Lien              0                      42200                211000
   16401936             360                    356                       84000                    83996.29            First Lien              0                      21000                105000
   16713963             360                    359                      560000                     560000             First Lien              0                      140000               700000
   16713895             360                    359                      351140                     351140             First Lien              0                      43892                438925
   15985573             360                    349                      840000                     840000             First Lien              0                      300000               1200000
   16713593             360                    359                      114000                   113901.84            First Lien              0                      28000                142500
   16713566             360                    359                      165000                    164907.5            First Lien              0                        0                  165000
   16711204             360                    359                      456000                     456000             First Lien              0                      114000               570000
   16344507             360                    357                      385000                   384998.96            First Lien              0                      165000               550000
   16342525             360                    355                      470900                     470900             First Lien              0                      117700               588700
   16341970             360                    356                       62800                    62646.18            First Lien              0                      15700                 78500
   16339274             360                    355                      488800                     488800             First Lien              0                      122200               611015
   16339323             360                    358                       60000                    59910.66            First Lien              0                        0                     0
   16339186             360                    356                      133600                     133600             First Lien              0                      33400                167000
   16339239             360                    355                      164000                     164000             First Lien              0                      41000                205000
   16329978             360                    358                      1213875                   1213875             First Lien              0                      404625               1618500
   16329820             360                    354                      301996                     301996             First Lien              0                      75499                377495
   16329673             360                    355                      218220                   217122.88            First Lien              0                      27277                272776
   16323371             360                    354                      188000                     188000             First Lien              0                      47000                235000
   16306421             360                    355                      171150                     171150             First Lien              0                      32050                213980
   16303796             360                    353                      278400                     278400             First Lien              0                      36600                   0
   16300682             360                    354                      182000                   181176.82            First Lien              0                      78000                260000
   16300517             360                    354                       84000                    83942.19            First Lien              0                      28000                112000
   16300473             360                    355                       76440                     76440              First Lien              0                      19111                 95551
   16296595             360                    355                      204582                     204582             First Lien              0                      51145                255728
   16295703             360                    350                      232000                   229999.94            First Lien              0                        0                     0
   16295338             360                    355                      262500                     262500             First Lien              0                        0                     0
   16290952             360                    355                      152280                     152280             First Lien              0                      38070                190350
   16235375             360                    355                      122000                   121930.24            First Lien              0                      30500                152500
   16235036             360                    354                       84000                    83830.7             First Lien              0                      16800                   0
   16233605             360                    354                      366194                   365396.45            First Lien              0                      91548                457743
   16230570             360                    353                      137192                     137192             First Lien              0                      34298                171490
   16659250             360                    358                      224160                     224160             First Lien              0                      56040                280200
   16659256             360                    357                      312000                     312000             First Lien              0                      83200                   0
   16659272             360                    358                      145500                     145500             First Lien              0                      48500                194000
   16659274             360                    358                      107250                     107250             First Lien              0                      35750                143000
   16659321             360                    357                      569925                     569925             First Lien              0                      189975               759900
   16659120             360                    358                      157500                     157500             First Lien              0                      52500                210000
   16659131             360                    358                      268800                     268800             First Lien              0                      67200                336000
   16659212             360                    358                      180720                     180720             First Lien              0                      22590                225900
   16659221             360                    359                      176000                     176000             First Lien              0                      44000                220000
   16659047             360                    358                       52000                    51931.73            First Lien              0                      13000                 65000
   16658696             360                    358                      502100                     502100             First Lien              0                      62700                627644
   16658783             360                    358                      225000                     225000             First Lien              0                        0                  225000
   16658889             360                    358                      404000                     404000             First Lien              0                      85850                   0
   16658899             360                    358                      256000                     256000             First Lien              0                      48000                320000
   16658919             360                    358                      215920                     215920             First Lien              0                      53980                269900
   16658483             360                    358                       89600                    89485.35            First Lien              0                      22400                112000
   16658497             360                    358                      265500                   265494.13            First Lien              0                        0                  295000
   16658500             360                    358                       73600                    73505.82            First Lien              0                      18400                 92000
   16658515             360                    358                       47250                     47250              First Lien              0                      15750                 63000
   16658939             360                    358                      1120000                   1120000             First Lien              0                      400000                  0
   16658955             360                    358                      600000                     600000             First Lien              0                      150000               750000
   16658994             360                    358                      1495000                  1494999.13           First Lien              0                      345000                  0
   16659007             360                    359                       74200                     74200              First Lien              0                      18550                 92750
   16659021             360                    358                      177520                   177516.68            First Lien              0                      44380                221900
   16659023             360                    358                      115500                     115500             First Lien              0                      30800                154000
   16659024             360                    358                      995200                     995200             First Lien              0                      248800               1244000
   16658556             360                    358                      640500                     640500             First Lien              0                        0                     0
   16658565             360                    358                      600000                     600000             First Lien              0                        0                     0
   16658569             360                    358                      512000                     512000             First Lien              0                      128000               640000
   16658613             360                    359                      218000                   217782.98            First Lien              0                        0                     0
   16658623             360                    358                      239120                     239120             First Lien              0                      44835                298900
   16658629             360                    359                      320440                     320440             First Lien              0                      38660                400550
   16656849             360                    358                      486000                     486000             First Lien              0                        0                     0
   16656946             360                    358                      188000                     188000             First Lien              0                      47000                235000
   16656986             360                    358                      301280                     301280             First Lien              0                      75320                376600
   16658421             360                    358                      106500                     106500             First Lien              0                      35500                142000
   16658424             360                    358                      105000                     105000             First Lien              0                      35000                140000
   16658429             360                    358                      147860                     147860             First Lien              0                      18482                184825
   16658435             360                    357                      107920                     107920             First Lien              0                      26980                134900
   16658477             360                    358                      174000                     174000             First Lien              0                      46000                220000
   16658363             360                    358                      107800                     107800             First Lien              0                      46200                   0
   16658374             360                    358                       71920                    71852.63            First Lien              0                      17980                 89900
   16658418             360                    358                      499200                   498358.82            First Lien              0                      62405                624006
   16656632             360                    359                      132300                     132300             First Lien              0                      56700                189000
   16656648             360                    358                      146400                   146207.81            First Lien              0                      18300                   0
   16656661             360                    358                       89600                     89600              First Lien              0                      22400                112000
   16656737             360                    359                      480000                     480000             First Lien              0                      120000               600000
   16656844             360                    358                      458000                     458000             First Lien              0                      150000                  0
   16656540             360                    356                      100000                     100000             First Lien              0                        0                     0
   16656462             360                    358                      119840                     119840             First Lien              0                      29960                149800
   16656504             360                    356                      1162500                   1162500             First Lien              0                      310000                  0
   16656514             360                    358                      624000                     624000             First Lien              0                      78000                   0
   16656531             360                    356                       92000                    91999.98            First Lien              0                        0                     0
   16656261             360                    358                      121200                     121200             First Lien              0                      30300                151500
   16656292             360                    358                      132000                   131826.72            First Lien              0                      33000                165000
   16656311             360                    358                      544000                     544000             First Lien              0                      136000               680000
   16656320             360                    358                       50800                     50800              First Lien              0                      12700                 63500
   16656329             360                    358                      138400                     138400             First Lien              0                      34600                173000
   16656333             360                    358                      252550                   252549.99            First Lien              0                      63150                315715
   16656340             360                    359                      228000                     228000             First Lien              0                        0                     0
   16656390             360                    358                       73600                    73505.8             First Lien              0                      18400                 92000
   16656400             360                    358                      120000                     120000             First Lien              0                      30000                150000
   16651822             360                    358                      220000                     220000             First Lien              0                      55000                275000
   16654484             360                    359                      162800                     162800             First Lien              0                      30525                203500
   16653825             360                    358                      485550                    485521.7            First Lien              0                      121350               612490
   16653833             360                    358                      860000                     860000             First Lien              0                      215000                  0
   16654550             360                    359                      154700                     154700             First Lien              0                        0                     0
   16655962             360                    358                      151200                     151200             First Lien              0                        0                  189020
   16655979             360                    359                      130000                     130000             First Lien              0                        0                  130000
   16653856             360                    358                      103150                     103150             First Lien              0                      12900                128950
   16653890             360                    358                      455664                     455664             First Lien              0                        0                  569580
   16653949             360                    358                      454400                     454400             First Lien              0                      113600               568000
   16653963             360                    358                      188350                     188350             First Lien              0                      86150                   0
   16654011             360                    358                       66000                     66000              First Lien              0                      16500                 82500
   16654016             360                    358                      239120                     239120             First Lien              0                      29890                298900
   16654054             360                    358                      127500                     127500             First Lien              0                        0                     0
   16654055             360                    359                      640000                     640000             First Lien              0                        0                     0
   16654072             360                    358                       85125                     85125              First Lien              0                      28375                113500
   16654086             360                    358                      293200                     293200             First Lien              0                      73300                366569
   16654089             360                    358                      172000                     172000             First Lien              0                        0                     0
   16654113             360                    358                      468000                     468000             First Lien              0                      117000               585000
   16654121             360                    358                      202400                     202400             First Lien              0                      50600                   0
   16654137             360                    358                      162796                     162796             First Lien              0                      40699                203495
   16654150             360                    358                      175100                     175100             First Lien              0                        0                  218900
   16654162             360                    358                      204700                     204700             First Lien              0                      51150                255900
   16654193             360                    358                      711700                     711700             First Lien              0                      177900               889660
   16654199             360                    358                      186400                     186400             First Lien              0                        0                     0
   16654245             360                    358                      143920                     143920             First Lien              0                      35980                179900
   16654302             360                    357                      650000                   649975.58            First Lien              0                      170000               827438
   16655985             360                    359                      109950                     109950             First Lien              0                        0                  109950
   16655989             360                    358                      565400                     565400             First Lien              0                      141350               706750
   16655990             360                    359                       51750                    51717.83            First Lien              0                      17250                 69000
   16655999             360                    357                      252550                     252550             First Lien              0                      31550                315700
   16656011             360                    357                      117500                     117500             First Lien              0                        0                     0
   16656022             360                    358                      168000                     168000             First Lien              0                      42000                210000
   16656086             360                    358                       44000                     44000              First Lien              0                       5500                 55000
   16656101             360                    359                      659200                     659200             First Lien              0                      164800               824000
   16656125             360                    358                      205000                     205000             First Lien              0                        0                  205000
   16656144             360                    359                      394000                     394000             First Lien              0                      49400                494900
   16654360             360                    358                       92000                    91882.26            First Lien              0                      17250                   0
   16656160             360                    358                      1462500                   1462500             First Lien              0                        0                  1950000
   16654401             360                    358                      937500                     937500             First Lien              0                      312500               1250000
   16654410             360                    359                      1049250                   1049250             First Lien              0                      349750               1399000
   16651668             360                    358                      1050000                   1050000             First Lien              0                      350000               1400000
   16651734             360                    358                      100000                    99871.29            First Lien              0                      25000                125000
   16650400             360                    359                      570840                     570840             First Lien              0                      142710               713551
   16651466             360                    358                      560000                     560000             First Lien              0                        0                     0
   16651474             360                    359                      372000                     372000             First Lien              0                      93000                465000
   16651487             360                    358                      148000                     148000             First Lien              0                      18500                   0
   16651497             360                    357                      154000                   153936.27            First Lien              0                        0                  154000
   16650454             360                    358                      535111                     535111             First Lien              0                      133778               668889
   16650491             360                    359                      143200                     143200             First Lien              0                      26850                179000
   16651527             360                    357                      645100                     645100             First Lien              0                      120900               806389
   16650532             360                    358                      155250                     155250             First Lien              0                      51750                   0
   16650577             360                    358                      106400                     106400             First Lien              0                      26600                133000
   16651555             360                    357                      351200                     351200             First Lien              0                      87800                439000
   16651590             360                    358                      249896                     249896             First Lien              0                      62474                312371
   16651593             360                    359                      129500                     129500             First Lien              0                      55500                185000
   16650619             360                    358                      529800                     529800             First Lien              0                      132450               662250
   16651125             360                    358                      559920                   559065.27            First Lien              0                      139980               699900
   16651130             360                    358                      432000                     432000             First Lien              0                        0                  540000
   16651154             360                    358                      880000                     880000             First Lien              0                      220000               1100000
   16651183             360                    358                      531200                     531200             First Lien              0                        0                     0
   16651190             360                    358                       62625                    62624.93            First Lien              0                      20875                 83500
   16651235             360                    358                      788000                     788000             First Lien              0                      177300               985000
   16651259             360                    358                       95200                    95078.16            First Lien              0                      23800                119000
   16651261             360                    359                      1121250                  1120535.01           First Lien              0                      350000               1495000
   16651286             360                    358                      240000                     240000             First Lien              0                      60000                300000
   16651307             360                    358                      568000                     568000             First Lien              0                      125000               710000
   16651359             360                    358                      472000                     472000             First Lien              0                      118000               590000
   16651360             360                    358                      975000                   972145.39            First Lien              0                      192000                  0
   16651408             360                    358                      344000                     344000             First Lien              0                      86000                430000
   16651434             360                    359                       63750                     63750              First Lien              0                      21250                 85000
   16651436             360                    359                      134000                     134000             First Lien              0                      25125                   0
   16651452             360                    358                      235040                     235040             First Lien              0                      58760                293800
   16650037             360                    358                      480000                   479401.22            First Lien              0                      120000               600000
   16650042             360                    358                      117000                   116861.36            First Lien              0                      39000                156000
   16648650             360                    359                      926944                     926944             First Lien              0                      115868               1158681
   16648667             360                    358                       98999                     98999              First Lien              0                      25001                124000
   16648689             360                    358                      467400                     467400             First Lien              0                      116580               584269
   16648691             360                    358                      468750                     468750             First Lien              0                      156250               625000
   16648706             360                    358                      188000                     188000             First Lien              0                      23500                235000
   16648714             360                    358                      458500                     458500             First Lien              0                      163750                  0
   16648716             360                    358                      128000                     128000             First Lien              0                      32000                160280
   16648736             360                    358                      223650                     223650             First Lien              0                      27900                279621
   16650062             360                    358                      406100                   405593.42            First Lien              0                      101500               507725
   16650087             360                    358                      196000                     196000             First Lien              0                      49000                245000
   16650097             360                    358                      168000                   167773.81            First Lien              0                      42000                210000
   16650106             360                    358                      127500                     127500             First Lien              0                      42500                170000
   16650114             360                    358                      123750                     123750             First Lien              0                      41250                165000
   16648770             360                    359                      650000                     650000             First Lien              0                      81900                819769
   16650171             360                    357                      146580                     146580             First Lien              0                      62820                209400
   16648786             360                    358                      126400                     126200             First Lien              0                      31600                   0
   16648790             360                    359                      1000000                   1000000             First Lien              0                      125000                  0
   16648804             360                    358                      270668                     270668             First Lien              0                      67667                338336
   16650200             360                    359                      1267500                   1267500             First Lien              0                      338000               1690000
   16650204             360                    358                      224500                     224500             First Lien              0                        0                     0
   16650219             360                    358                      249520                     249520             First Lien              0                      62380                311900
   16650222             360                    358                      168000                     168000             First Lien              0                      31500                210000
   16650245             360                    358                      124700                     124700             First Lien              0                      31100                155900
   16650251             360                    358                      1000000                   1000000             First Lien              0                      270000                  0
   16648860             360                    357                      105000                   104731.14            First Lien              0                        0                     0
   16648864             360                    357                       90800                    90611.31            First Lien              0                        0                  140000
   16648868             360                    358                      205400                     205400             First Lien              0                      25675                256750
   16648907             360                    357                      107999                     107999             First Lien              0                      26999                134999
   16648990             360                    358                      110600                     110600             First Lien              0                      31600                   0
   16649003             360                    358                      636000                    635999.8            First Lien              0                      159000               795000
   16649020             360                    358                      103900                     103900             First Lien              0                      26000                129900
   16649034             360                    358                      460750                     460750             First Lien              0                      115100               575938
   16649092             360                    358                      463100                     463100             First Lien              0                      115700               578982
   16650301             360                    358                      484800                     484800             First Lien              0                      90900                   0
   16649137             360                    358                      480800                     480800             First Lien              0                      84140                   0
   16649145             360                    358                      195600                     195600             First Lien              0                      48900                   0
   16650314             360                    358                      392000                     392000             First Lien              0                      73500                490000
   16650348             360                    358                      129861                   129595.55            First Lien              0                      32465                162327
   16650354             360                    358                      205600                     205600             First Lien              0                      51400                257000
   16649915             360                    357                      436000                     436000             First Lien              0                      109000               545000
   16649928             360                    358                      210000                   209995.63            First Lien              0                        0                  210000
   16649954             360                    358                      124000                   123841.32            First Lien              0                      31000                155000
   16649959             360                    358                      124000                   123841.32            First Lien              0                      31000                155000
   16649961             360                    358                      124000                   123841.32            First Lien              0                      31000                155000
   16649971             360                    358                      135500                     135306             First Lien              0                      16937                169375
   16649973             360                    358                      1218750                   1218750             First Lien              0                      243750               1625000
   16649976             360                    358                      440000                     440000             First Lien              0                      110000               550000
   16649987             360                    357                      123192                     123192             First Lien              0                      15389                153990
   16649993             360                    358                      528000                     528000             First Lien              0                      132000               660000
   16650002             360                    357                      127920                     127920             First Lien              0                      31980                159900
   16650004             360                    358                      164000                     164000             First Lien              0                      41000                205000
   16646678             360                    357                      405650                     405650             First Lien              0                      101400               507064
   16646679             360                    357                      229800                     229800             First Lien              0                      57450                287295
   16646720             360                    357                      667100                   667099.99            First Lien              0                      238250               953028
   16648423             360                    358                      147187                   147041.63            First Lien              0                        0                  147187
   16648444             360                    358                      264000                     264000             First Lien              0                      49500                   0
   16648460             360                    358                      783550                     783550             First Lien              0                        0                     0
   16648467             360                    358                       94500                     94500              First Lien              0                      40500                135000
   16648502             360                    358                       93750                    93630.03            First Lien              0                      31250                125000
   16648354             360                    357                      241650                   241081.04            First Lien              0                      60388                302095
   16648366             360                    357                       99001                     99001              First Lien              0                      24750                123752
   16648508             360                    358                      210600                     210600             First Lien              0                        0                  234000
   16648386             360                    357                      262219                     262219             First Lien              0                      32777                327774
   16648389             360                    357                      267950                     267950             First Lien              0                        0                  334945
   16648397             360                    357                      800000                   799983.84            First Lien              0                        0                     0
   16648400             360                    357                      168000                   167641.96            First Lien              0                        0                  216000
   16648544             360                    358                      132821                     132821             First Lien              0                      25000                166128
   16648569             360                    358                      333000                     333000             First Lien              0                        0                     0
   16646640             360                    357                      176750                     176750             First Lien              0                      44150                220990
   16646641             360                    357                      224700                   224699.99            First Lien              0                      28050                280900
   16646632             360                    357                      482500                   482497.98            First Lien              0                        0                  603135
   16646384             360                    358                      481150                     481150             First Lien              0                      120200               601469
   16646396             360                    358                      328650                     328650             First Lien              0                        0                  328678
   16646405             360                    358                      185400                     185400             First Lien              0                        0                  206000
   16646412             360                    358                      113250                   113105.07            First Lien              0                      22650                151000
   16646449             360                    358                      226500                     226500             First Lien              0                      75500                302017
   16646474             360                    358                      243750                     243750             First Lien              0                      81200                325000
   16646485             360                    358                      240000                     240000             First Lien              0                      80000                320000
   16646555             360                    358                      335150                     335150             First Lien              0                      83700                418984
   16646581             360                    357                       74800                     74800              First Lien              0                      18700                 93500
   16646586             360                    357                      527950                     527950             First Lien              0                      131950               659990
   16646591             360                    357                      279700                     279700             First Lien              0                      69900                349634
   16646596             360                    357                      188750                     188750             First Lien              0                      47150                235990
   16646599             360                    357                      174150                     174150             First Lien              0                      43500                217700
   16646603             360                    358                      1000000                   1000000             First Lien              0                      350000               1350000
   16646608             360                    358                      460100                     460100             First Lien              0                      114000               575141
   16644167             360                    358                      184000                     184000             First Lien              0                      46000                230000
   16645959             360                    358                      119232                     119232             First Lien              0                      29809                149041
   16645981             360                    358                      315400                     315400             First Lien              0                      78850                394250
   16646288             360                    358                      140000                     140000             First Lien              0                      35000                175000
   16646010             360                    358                      468000                     468000             First Lien              0                      117000               585000
   16646031             360                    358                      1495000                   1495000             First Lien              0                      450000                  0
   16646067             360                    358                       76500                     76500              First Lien              0                      15300                102000
   16646070             360                    357                      200000                     200000             First Lien              0                      50000                250000
   16646074             360                    358                      200925                     200925             First Lien              0                      40185                267900
   16646101             360                    358                       53600                    53531.41            First Lien              0                      13400                 67000
   16646130             360                    358                      264279                     264279             First Lien              0                      66069                330349
   16646156             360                    358                      105472                   105333.54            First Lien              0                      26368                131840
   16646183             360                    356                      220800                     220800             First Lien              0                      55200                   0
   16646212             360                    359                      163656                     163656             First Lien              0                      40914                204570
   16646213             360                    358                      142400                     142400             First Lien              0                      35600                   0
   16646220             360                    358                      222200                     222100             First Lien              0                        0                     0
   16646240             360                    358                      684000                     684000             First Lien              0                      171000                  0
   16646257             360                    358                       89600                     89600              First Lien              0                      38400                128000
   16644046             360                    358                       66150                    66056.32            First Lien              0                      28350                 94500
   16644076             360                    358                      487700                     487700             First Lien              0                      121900               609647
   16644081             360                    358                      752000                     752000             First Lien              0                      141000                  0
   16644091             360                    358                      232000                     232000             First Lien              0                        0                     0
   16644020             360                    358                       78750                     78750              First Lien              0                      26250                105000
   16644030             360                    358                      175000                     175000             First Lien              0                        0                  175000
   16643804             360                    358                      595000                     595000             First Lien              0                      85000                850000
   16643860             360                    358                       56250                    56179.83            First Lien              0                      11250                 75000
   16643872             360                    358                      160550                     160550             First Lien              0                      30100                200703
   16643526             360                    358                      100568                   100421.53            First Lien              0                      12571                125710
   16643530             360                    358                      133130                   132888.63            First Lien              0                      33282                166413
   16643532             360                    357                      360000                     360000             First Lien              0                      35000                   0
   16643875             360                    358                      303050                     303050             First Lien              0                        0                  319000
   16643900             360                    358                      272000                     272000             First Lien              0                      68000                   0
   16643934             360                    358                      880000                     880000             First Lien              0                      220000               1100000
   16643556             360                    358                      960000                     960000             First Lien              0                      240000               1200000
   16643727             360                    358                      184000                     184000             First Lien              0                      46000                230000
   16643738             360                    358                      284000                     284000             First Lien              0                      71000                355000
   16643743             360                    358                      372800                     372800             First Lien              0                      93200                   0
   16643750             360                    358                      133600                     133600             First Lien              0                      33400                167000
   16643751             360                    358                      166000                     166000             First Lien              0                        0                     0
   16643774             360                    358                      212000                     212000             First Lien              0                      44500                   0
   16638929             360                    358                       87000                     87000              First Lien              0                      29000                116000
   16638932             360                    358                       72800                     72800              First Lien              0                      39200                112000
   16638947             360                    358                      111000                     111000             First Lien              0                      37000                148000
   16638952             360                    358                      100800                     100800             First Lien              0                        0                     0
   16641073             360                    357                      544251                     544251             First Lien              0                      68220                682203
   16641086             360                    359                      988000                     988000             First Lien              0                      247000               1235000
   16641089             360                    357                       90000                    89782.87            First Lien              0                      30000                120000
   16638970             360                    358                      116250                     116250             First Lien              0                        0                     0
   16638979             360                    358                      364000                     364000             First Lien              0                      68250                   0
   16640685             360                    358                      630000                   629085.14            First Lien              0                      270000               900000
   16640692             360                    357                      305450                   305449.99            First Lien              0                      57250                381865
   16640722             360                    358                      242250                     242250             First Lien              0                      80750                   0
   16641117             360                    358                      487500                     487500             First Lien              0                        0                     0
   16641123             360                    357                       73500                    73482.35            First Lien              0                        0                     0
   16640726             360                    358                       86250                    86142.41            First Lien              0                        0                     0
   16640756             360                    358                      237524                   237113.83            First Lien              0                      59381                296905
   16640819             360                    358                      124000                     124000             First Lien              0                      31000                155000
   16640835             360                    358                      422000                     421950             First Lien              0                        0                     0
   16640840             360                    356                       95000                     94678              First Lien              0                        0                  245000
   16640849             360                    358                      300000                     300000             First Lien              0                      37500                   0
   16640873             360                    358                      416000                     416000             First Lien              0                      144674               562174
   16641195             360                    358                      228000                     228000             First Lien              0                      57000                285000
   16641201             360                    358                      963750                     963750             First Lien              0                      321250               1285000
   16641203             360                    357                      180700                    179551.8            First Lien              0                      45150                225900
   16641208             360                    358                      144000                     144000             First Lien              0                      36000                180000
   16640917             360                    357                      250500                   249865.02            First Lien              0                      46890                313230
   16640927             360                    357                      300000                     300000             First Lien              0                        0                  375000
   16640929             360                    358                      183400                     183400             First Lien              0                      78600                262000
   16641254             360                    358                      236000                     236000             First Lien              0                      44191                   0
   16640937             360                    358                      116900                     116900             First Lien              0                      50100                167000
   16640975             360                    359                      257300                     257300             First Lien              0                        0                  285936
   16641020             360                    358                      241520                     241520             First Lien              0                      60380                301900
   16638515             360                    358                      483000                     483000             First Lien              0                        0                     0
   16634457             360                    358                      112000                   111833.24            First Lien              0                      32000                   0
   16634501             360                    358                      160000                     160000             First Lien              0                      40000                200000
   16634510             360                    358                      750000                     750000             First Lien              0                      150000               1000000
   16634534             360                    358                      239920                     239920             First Lien              0                      59980                299900
   16634544             360                    358                      120000                   119830.07            First Lien              0                      30000                150000
   16634610             360                    358                      1000000                   1000000             First Lien              0                        0                     0
   16634628             360                    358                      139992                     139992             First Lien              0                      17499                174990
   16634652             360                    358                      700000                     700000             First Lien              0                      179000               879000
   16638550             360                    358                      228400                     228400             First Lien              0                      57100                285511
   16638576             360                    357                      103500                     103500             First Lien              0                      34500                138000
   16634722             360                    357                       40500                     40500              First Lien              0                      13500                 54000
   16638592             360                    358                      236000                     236000             First Lien              0                      59000                295000
   16638633             360                    358                       84000                    83881.04            First Lien              0                      21000                105000
   16638668             360                    358                      333600                     333600             First Lien              0                      83400                   0
   16638669             360                    358                      261779                     261779             First Lien              0                      65444                327224
   16638675             360                    358                      522150                     522150             First Lien              0                      130500               652689
   16638686             360                    358                      173500                     173500             First Lien              0                      43400                216931
   16634761             360                    357                      400000                     400000             First Lien              0                      100000               500000
   16634769             360                    358                      560000                     560000             First Lien              0                      105000                  0
   16634776             360                    358                      209650                     209650             First Lien              0                      52400               262089.6
   16634782             360                    358                      136336                     136336             First Lien              0                      34084                170420
   16634800             360                    358                      1140000                  1138577.91           First Lien              0                        0                     0
   16638709             360                    358                      166350                   166142.48            First Lien              0                      31200                207990
   16638180             360                    358                      173925                     173925             First Lien              0                      57975                231900
   16638221             360                    358                      439992                     439992             First Lien              0                      109998               549990
   16638251             360                    358                      562240                     562240             First Lien              0                      140560               702800
   16638310             360                    358                      108750                   108614.33            First Lien              0                      21750                   0
   16638311             360                    357                      476000                   475995.21            First Lien              0                        0                     0
   16638319             360                    358                      176000                     176000             First Lien              0                      44000                   0
   16638359             360                    358                       86250                     86250              First Lien              0                      17250                   0
   16638369             360                    358                      609505                   609503.47            First Lien              0                      152376               763073
   16638407             360                    357                      396000                     396000             First Lien              0                      99000                495000
   16638422             360                    358                      235668                     235668             First Lien              0                      58917                294585
   16638436             360                    358                      111520                     111366             First Lien              0                        0                  139400
   16638481             360                    358                       85125                     85125              First Lien              0                      22700                113500
   16638482             360                    358                       81600                     81600              First Lien              0                      15300                105000
   16638793             360                    357                      181240                     181240             First Lien              0                      45310                226550
   16638852             360                    358                      596000                     596000             First Lien              0                      149000               745000
   16629011             360                    359                      460680                     460680             First Lien              0                      86377                575850
   16629015             360                    357                      480000                     480000             First Lien              0                        0                     0
   16629097             360                    358                      208800                     208800             First Lien              0                        0                     0
   16629103             360                    358                      413000                     413000             First Lien              0                      118000                  0
   16629106             360                    358                      628000                     628000             First Lien              0                      157000               785000
   16629115             360                    358                      178430                     178430             First Lien              0                      76470                254900
   16629129             360                    358                      352000                     352000             First Lien              0                      88000                440000
   16629145             360                    358                      128000                   127997.47            First Lien              0                      20000                   0
   16632638             360                    358                      168000                     168000             First Lien              0                      42000                210000
   16632643             360                    359                      122500                     122500             First Lien              0                      43750                175000
   16629202             360                    358                      328000                   327948.65            First Lien              0                        0                     0
   16632718             360                    358                      112000                   111860.29            First Lien              0                      28000                   0
   16629223             360                    358                      148400                     148400             First Lien              0                      37100                185500
   16629236             360                    358                      856800                     856800             First Lien              0                        0                  1224000
   16629237             360                    358                      263700                     263700             First Lien              0                        0                  293000
   16629245             360                    358                      236000                     236000             First Lien              0                      59000                295000
   16632833             360                    358                      110000                   109918.75            First Lien              0                        0                     0
   16632860             360                    357                      312000                     312000             First Lien              0                      78000                390000
   16632867             360                    357                      110950                   110345.84            First Lien              0                      27739                138689
   16632869             360                    357                      333845                   332540.11            First Lien              0                      51800                417307
   16632882             360                    357                      118000                   117778.41            First Lien              0                      29500                147500
   16632888             360                    357                      297188                     297188             First Lien              0                      74297                371485
   16632990             360                    357                      476000                     476000             First Lien              0                      59500                595000
   16632992             360                    357                      488000                   487996.94            First Lien              0                      122000                  0
   16633003             360                    358                      188000                     188000             First Lien              0                      47000                235000
   16629311             360                    358                      360000                     360000             First Lien              0                        0                     0
   16632253             360                    358                      107250                     107250             First Lien              0                        0                     0
   16632255             360                    358                      202400                     202400             First Lien              0                      50600                255000
   16632263             360                    359                      708000                     708000             First Lien              0                      177000               885000
   16632281             360                    358                      168000                     168000             First Lien              0                      21000                   0
   16633013             360                    357                      180800                    180318.8            First Lien              0                      33900                   0
   16633014             360                    358                      393000                     393000             First Lien              0                        0                     0
   16633020             360                    358                      242000                     242000             First Lien              0                      60500                302500
   16632321             360                    358                      679157                     679157             First Lien              0                        0                  849157
   16632341             360                    357                      105150                     105150             First Lien              0                      26300                131470
   16633080             360                    358                      469600                     469600             First Lien              0                      117400               600000
   16633088             360                    358                      166400                     166400             First Lien              0                      41600                208000
   16633105             360                    358                      634980                     634980             First Lien              0                      158745               793725
   16633120             360                    358                       82500                    82397.08            First Lien              0                      27500                114000
   16633161             360                    358                      263120                   263109.15            First Lien              0                      65780                328900
   16634201             360                    358                       99600                     99600              First Lien              0                        0                     0
   16632366             360                    358                      138750                     138750             First Lien              0                      36750                   0
   16634215             360                    358                      100000                     100000             First Lien              0                        0                     0
   16634236             360                    358                      161000                   160782.57            First Lien              0                      46000                   0
   16632398             360                    358                       52000                    51928.19            First Lien              0                       9750                 65000
   16632404             360                    358                      168000                     168000             First Lien              0                      42000                210000
   16632422             360                    357                      309750                    309749.6            First Lien              0                      77450                387225
   16632423             360                    358                      132000                     132000             First Lien              0                        0                     0
   16632429             360                    358                      121379                     121379             First Lien              0                      40460                161839
   16632432             360                    357                      270400                     270400             First Lien              0                        0                     0
   16632441             360                    358                      126832                     126832             First Lien              0                      31708                158540
   16632453             360                    357                      157150                     157150             First Lien              0                      39250                196441
   16632458             360                    358                      169600                     169600             First Lien              0                      42400                212000
   16634265             360                    358                      238693                     238693             First Lien              0                      68198                340990
   16634298             360                    358                      170000                     170000             First Lien              0                        0                     0
   16634302             360                    358                      156280                     156280             First Lien              0                      39070                195350
   16634335             360                    358                      548000                     548000             First Lien              0                      137000               685000
   16634340             360                    357                      178400                     178400             First Lien              0                      33450                223000
   16632501             360                    358                      141750                     141750             First Lien              0                        0                     0
   16632516             360                    358                      488000                     488000             First Lien              0                      122000               610000
   16632522             360                    358                      148400                   148195.08            First Lien              0                      53000                212000
   16632539             360                    358                      198350                   198349.99            First Lien              0                      49550                247990
   16632590             360                    358                      151200                   150985.87            First Lien              0                        0                  189000
   16632615             360                    358                      1050000                   1050000             First Lien              0                      350000               1400000
   16634348             360                    357                      432000                     432000             First Lien              0                      15012                540000
   16634373             360                    358                      168000                     168000             First Lien              0                      42000                210000
   16616547             360                    358                      171950                     171950             First Lien              0                      43000                214950
   16616566             360                    357                      228000                     228000             First Lien              0                      57000                285000
   16616628             360                    358                      315000                     315000             First Lien              0                      90000                450000
   16628691             360                    358                       60000                    59921.23            First Lien              0                      16000                 80000
   16628735             360                    358                      249520                     249520             First Lien              0                      62380                311900
   16628881             360                    358                      254320                     254320             First Lien              0                      63580                317900
   16628914             360                    358                      192000                     192000             First Lien              0                      24000                240000
   16628934             360                    358                      135900                     135900             First Lien              0                      34050                169950
   16628956             360                    358                      552000                     552000             First Lien              0                      69000                690000
   16628765             360                    358                      141600                     141600             First Lien              0                      35400                177000
   16628799             360                    358                      252000                     252000             First Lien              0                      63000                315000
   16628827             360                    358                      190150                     190150             First Lien              0                      47500                237700
   16628859             360                    358                      254300                     254300             First Lien              0                      63575                317875
   16628973             360                    358                      1500000                   1500000             First Lien              0                      400000               2000000
   16628984             360                    358                      132000                   131835.33            First Lien              0                      33000                165000
   16628992             360                    358                      316000                     316000             First Lien              0                      79000                   0
   16629008             360                    358                      367520                     367520             First Lien              0                      91880                459400
   16616450             360                    358                       95200                    95081.24            First Lien              0                      23800                119000
   16616465             360                    358                      587277                     587277             First Lien              0                      146820               734097
   16616514             360                    358                      344000                     344000             First Lien              0                      86000                430000
   16616524             360                    358                      152232                     152182             First Lien              0                      28543                190290
   16616540             360                    358                      287920                     287920             First Lien              0                      71980                359900
   16616472             360                    358                      236000                     236000             First Lien              0                      59000                295000
   16616483             360                    358                       51200                    51123.76            First Lien              0                      12800                 64000
   16616210             360                    358                       73500                    73408.32            First Lien              0                      31500                105000
   16616245             360                    358                       70000                    69912.68            First Lien              0                      30000                100000
   16616291             360                    358                      548000                     548000             First Lien              0                      139000               695000
   16616299             360                    358                      406400                     406400             First Lien              0                      101600               508000
   16616327             360                    358                      479950                     479950             First Lien              0                      90000                599990
   16616353             360                    358                      281812                     281812             First Lien              0                      70453                352265
   16615952             360                    354                      212000                     212000             First Lien              0                      53000                265000
   16615979             360                    358                       85150                     85150              First Lien              0                      45850                131000
   16615987             360                    358                      187500                     187500             First Lien              0                        0                     0
   16612776             360                    358                      504850                   504835.92            First Lien              0                        0                  593990
   16612781             360                    358                      140000                     140000             First Lien              0                      35000                175000
   16612802             360                    357                      300000                   299576.79            First Lien              0                      75000                375000
   16612905             360                    358                       55600                    55521.25            First Lien              0                      13900                 69500
   16612922             360                    358                       54000                     54000              First Lien              0                      10125                 67500
   16612939             360                    358                      440000                     440000             First Lien              0                      55000                   0
   16612959             360                    358                      132000                     132000             First Lien              0                      33000                165000
   16616012             360                    358                       99750                     99750              First Lien              0                      33250                133000
   16616048             360                    358                      470192                     470192             First Lien              0                      117548               587740
   16616064             360                    358                      161600                     161600             First Lien              0                      40400                202000
   16616072             360                    357                      416000                     416000             First Lien              0                        0                  520000
   16616083             360                    358                      1387500                  1384946.01           First Lien              0                      350000               1850000
   16616088             360                    357                       88800                    88797.36            First Lien              0                      22200                   0
   16612970             360                    358                      118400                     118400             First Lien              0                      29600                148000
   16612973             360                    357                      160000                     160000             First Lien              0                      40000                200000
   16612991             360                    358                      192000                     192000             First Lien              0                      48000                240000
   16613000             360                    358                       69600                    69501.44            First Lien              0                      17400                 87000
   16613019             360                    358                      745600                     745600             First Lien              0                      186400               932028
   16613020             360                    358                      155920                     155920             First Lien              0                      29235                194900
   16613037             360                    358                      2000000                   2000000             First Lien              0                        0                     0
   16613098             360                    358                      232000                     232000             First Lien              0                      58000                   0
   16613113             360                    358                      125300                     125300             First Lien              0                      31300                156650
   16616109             360                    358                       58000                     58000              First Lien              0                      10000                 85000
   16616146             360                    358                      172450                     172450             First Lien              0                      57450                229990
   16613142             360                    358                      126350                     126350             First Lien              0                      36100                180500
   16613146             360                    358                      236000                     236000             First Lien              0                      59000                295000
   16613165             360                    358                      417775                     417775             First Lien              0                      52221                522219
   16613173             360                    358                      507000                   506145.68            First Lien              0                        0                  787000
   16613177             360                    358                      123750                     123750             First Lien              0                        0                     0
   16616176             360                    358                      284000                    283654.7            First Lien              0                        0                  355000
   16616183             360                    358                      100000                     100000             First Lien              0                      18750                   0
   16613181             360                    358                      747750                   747749.25            First Lien              0                      249250               997000
   16613247             360                    358                       99950                    99664.9             First Lien              0                      25050                125000
   16613250             360                    358                      144000                     144000             First Lien              0                      36000                180000
   16613274             360                    358                      176000                     176000             First Lien              0                      33000                   0
   16612667             360                    358                       64875                    64785.41            First Lien              0                      21625                   0
   16612678             360                    359                      294268                     294268             First Lien              0                      73567                367836
   16612686             360                    358                      1248750                   1248750             First Lien              0                      249750                  0
   16612705             360                    358                      124000                     124000             First Lien              0                      31000                   0
   16611292             360                    358                       65250                    65157.6             First Lien              0                      21700                 87000
   16611654             360                    358                      168750                     168750             First Lien              0                      56250                225000
   16611688             360                    358                      194600                     194600             First Lien              0                      83400                278000
   16611328             360                    358                      213750                     213750             First Lien              0                        0                     0
   16611331             360                    358                      147000                     147000             First Lien              0                      63000                210000
   16611339             360                    358                      176000                     176000             First Lien              0                      44000                220000
   16611350             360                    358                      132000                     132000             First Lien              0                      33000                165000
   16611379             360                    357                      148000                     148000             First Lien              0                      37000                185000
   16611438             360                    358                      289544                     289544             First Lien              0                      54289                361930
   16611489             360                    358                      119000                   118017.72            First Lien              0                      51000                170000
   16611721             360                    358                      291874                     291874             First Lien              0                      72968                364843
   16611507             360                    358                      514400                     514400             First Lien              0                      128600               643000
   16611618             360                    358                       70875                     70875              First Lien              0                      23625                 94500
   16611785             360                    358                      194350                     194350             First Lien              0                      48550                242990
   16611804             360                    358                      103873                     103873             First Lien              0                      34625                138498
   16611849             360                    358                      1087500                   1087500             First Lien              0                        0                     0
   16611862             360                    358                      580000                     580000             First Lien              0                      145000               725000
   16611863             360                    358                      189220                   189217.66            First Lien              0                      47305                236525
   16612617             360                    357                      460000                   459998.35            First Lien              0                        0                     0
   16612623             360                    357                      250000                   249275.61            First Lien              0                        0                     0
   16609919             360                    358                      192574                    192301.3            First Lien              0                      36107                240718
   16610012             360                    358                      105950                     105950             First Lien              0                      57050                163000
   16610019             360                    357                      108000                     108000             First Lien              0                      27000                   0
   16610040             360                    359                      189750                     189750             First Lien              0                      47400                237210
   16610072             360                    357                       98000                    97820.62            First Lien              0                      24500                122500
   16610081             360                    358                      149600                     149600             First Lien              0                      37400                187000
   16610103             360                    358                      362400                     362400             First Lien              0                      90600                453000
   16610135             360                    358                      715000                     715000             First Lien              0                      165000                  0
   16610141             360                    358                      208500                     208500             First Lien              0                      69500                278000
   16610182             360                    358                      428000                     428000             First Lien              0                      107000               535000
   16610222             360                    358                      196800                     196800             First Lien              0                      49200                246000
   16611235             360                    358                      273371                     273371             First Lien              0                      68343                341714
   16611279             360                    357                       99800                     99800              First Lien              0                      24950                124750
   16610308             360                    356                      300000                     300000             First Lien              0                      100000               400000
   16610309             360                    356                      197330                     197330             First Lien              0                      84570                281900
   16611189             360                    357                      495900                     495900             First Lien              0                      92950                619900
   16611210             360                    358                      100000                     100000             First Lien              0                      25000                   0
   16611211             360                    357                      192000                     192000             First Lien              0                      48000                240000
   16609828             360                    357                      470000                     470000             First Lien              0                        0                  656765
   16609856             360                    358                      1117140                   1117140             First Lien              0                      441660               1732000
   16609883             360                    358                       95000                     95000              First Lien              0                      26000                121000
   16609902             360                    358                       76300                     76300              First Lien              0                      32700                109000
   16609712             360                    358                      205450                     205450             First Lien              0                      38500                325000
   16609731             360                    358                      799200                     799200             First Lien              0                      199800               999000
   16383093             360                    356                      176800                     176800             First Lien              0                      44200                221000
   16382794             360                    356                       44600                     44600              First Lien              0                       8900                 59500
   16382842             360                    356                      360000                     360000             First Lien              0                        0                  450000
   16378153             360                    354                      332405                     332405             First Lien              0                        0                  352625
   16377248             360                    356                      307425                     307425             First Lien              0                      102475               409900
   16376920             360                    356                      172000                   171990.05            First Lien              0                      43000                215000
   16376928             360                    358                      307200                     307200             First Lien              0                      38400                   0
   16658596             360                    357                      301600                     301600             First Lien              0                      75400                377000
   16658599             360                    358                      560000                   559999.99            First Lien              0                      150000               710000
   16658580             360                    357                      104000                   103645.63            First Lien              0                      26000                130000
   16658584             360                    357                      424000                     423985             First Lien              0                      106000               530000
   16658587             360                    358                      840000                     840000             First Lien              0                      65000                   0
   16658536             360                    357                      412500                   411528.78            First Lien              0                        0                     0
   16658537             360                    358                      224000                   223999.99            First Lien              0                      56000                280000
   16658538             360                    358                      417000                     417000             First Lien              0                        0                     0
   16658612             360                    358                      228000                     228000             First Lien              0                        0                  285000
   16658614             360                    358                      284000                   283497.47            First Lien              0                      53200                   0
   16658517             360                    358                      558400                     558400             First Lien              0                      139600               698000
   16658524             360                    358                      488000                     488000             First Lien              0                      61000                   0
   16658512             360                    358                      265600                     265600             First Lien              0                      66400                332000
   16658513             360                    358                      185500                   185216.81            First Lien              0                        0                  265000
   16658516             360                    357                      328000                   327147.99            First Lien              0                        0                  410000
   16549653             360                    356                      335600                   335572.38            First Lien              0                      83900                419500
   16549637             360                    356                      472000                     472000             First Lien              0                      118000               590000
   16658502             360                    357                      1230000                   1230000             First Lien              0                        0                     0
   16658507             360                    357                      311000                     311000             First Lien              0                        0                     0
   16658508             360                    358                      235000                   234641.26            First Lien              0                        0                     0
   16371838             480                    475                      324000                   323437.99            First Lien              0                        0                     0
   16549649             360                    356                      290800                     290800             First Lien              0                      72700                363500
   16658510             360                    357                      319950                     319950             First Lien              0                        0                     0
   16368697             360                    355                       45000                    44875.18            First Lien              0                        0                   50000
   16649080             360                    357                      143200                   142828.02            First Lien              0                      17900                179000
   16649081             360                    357                      184000                   183293.18            First Lien              0                      46000                230000
   16368201             360                    355                      490500                     490500             First Lien              0                        0                  654000
   16549610             360                    356                      440000                     440000             First Lien              0                      110000               550000
   16368013             360                    355                      242400                    242365.5            First Lien              0                      30300                   0
   16664346             360                    358                      673000                   672971.17            First Lien              0                        0                     0
   16649038             360                    357                      472000                     472000             First Lien              0                      118000               590000
   16604033             360                    357                      328000                     328000             First Lien              0                      61400                   0
   16649041             360                    357                      280000                     280000             First Lien              0                        0                     0
   16649043             360                    357                      650000                     650000             First Lien              0                      176500               870000
   16649049             360                    358                      395200                   394534.05            First Lien              0                      98800                494000
   16649050             360                    357                      156000                     156000             First Lien              0                        0                     0
   16672707             360                    358                      225000                     225000             First Lien              0                        0                     0
   16649059             360                    357                      231950                     231950             First Lien              0                      43450                289950
   16591469             360                    356                      151050                     151050             First Lien              0                      37750                188820
   16649062             360                    357                      150000                   149655.45            First Lien              0                        0                  449920
   16649063             360                    357                      568000                     568000             First Lien              0                      95000                710000
   16649067             360                    357                      286000                   285309.78            First Lien              0                        0                  357500
   16649068             360                    357                      155900                   155737.58            First Lien              0                      19400                194900
   16649069             360                    356                      375900                   375792.31            First Lien              0                      93980                469900
   16672720             360                    358                      748800                     748800             First Lien              0                      140400               936000
   16672722             360                    358                      439900                     439900             First Lien              0                      100000                  0
   16649072             360                    357                      208000                    207459.7            First Lien              0                      52000                260000
   16549606             360                    356                      240000                     240000             First Lien              0                      60000                300000
   16649075             360                    357                      330000                   329943.69            First Lien              0                        0                     0
   16649077             360                    356                      975000                   974999.99            First Lien              0                        0                     0
   16404446             360                    355                      576000                     576000             First Lien              0                      144000               720000
   16664317             360                    358                      175150                     175150             First Lien              0                      43800                218950
   16629084             360                    357                      257600                     257600             First Lien              0                      64400                322000
   16664324             360                    358                      598000                   597999.99            First Lien              0                      149500               747500
   16649017             360                    357                      267000                    262491.1            First Lien              0                      250000                  0
   16649021             360                    357                      209600                     209600             First Lien              0                      52400                262000
   16649026             360                    357                      751200                     751200             First Lien              0                      85000                   0
   16649029             360                    357                      564000                     564000             First Lien              0                      70000                   0
   16704328             360                    359                      812500                     812500             First Lien              0                      187500                  0
   16365577             360                    355                       88010                     88010              First Lien              0                      47409                135455
   16365578             360                    355                      189450                     189450             First Lien              0                      63160                252650
   16664309             360                    358                      350800                     350800             First Lien              0                      87700                438500
   16365654             360                    355                      165360                     165360             First Lien              0                        0                  206700
   16658609             360                    358                      380800                     380800             First Lien              0                      71400                   0
   16704320             360                    358                      300000                     300000             First Lien              0                      75000                375000
   16704311             360                    359                      1488100                   1488100             First Lien              0                      212600               2145536
   16658606             360                    357                      176000                     176000             First Lien              0                        0                     0
   16684431             360                    358                      276000                     276000             First Lien              0                        0                  345000
   16684053             360                    357                      112000                   111722.97            First Lien              0                      14000                140000
   16684059             360                    357                      531200                     531200             First Lien              0                      132800               664000
   16684066             360                    357                      110000                   109747.33            First Lien              0                        0                  137500
   16707969             360                    359                      1000000                   1000000             First Lien              0                      200000               1552500
   16629195             360                    357                      948000                   946900.08            First Lien              0                      118000                  0
   16361024             360                    355                      104600                     104600             First Lien              0                      34900                139500
   16359794             360                    355                      212500                     212500             First Lien              0                      53125                265625
   16358332             360                    355                      168750                   168257.42            First Lien              0                      33750                   0
   16358032             360                    355                      101250                   100954.48            First Lien              0                      33750                135000
   16349510             360                    355                      256800                     256800             First Lien              0                      64200                321000
   16349251             360                    355                      285000                     285000             First Lien              0                      95000                380000
   16348007             360                    355                      176800                   176227.29            First Lien              0                      44200                221000
   16348018             360                    355                      170400                   169648.92            First Lien              0                      42600                213000
   16770418             360                    359                      328000                   327756.58            First Lien              0                        0                  410000
   16685353             360                    358                      261520                     261520             First Lien              0                      65380                326900
   16685354             360                    358                      233478                     233478             First Lien              0                     58369.6               291848
   16685356             360                    359                      328000                   327710.62            First Lien              0                      82000                410000
   16685357             360                    358                      108000                   107804.21            First Lien              0                      27000                135000
   16685358             360                    358                      160640                     160640             First Lien              0                     20307.06              201060
   16685359             360                    358                      110400                   110235.63            First Lien              0                      27600                138000
   16770421             360                    360                      317600                     317600             First Lien              0                     79401.6               397008
   16770422             360                    359                      159200                     159200             First Lien              0                      39800                199000
   16770423             360                    360                      544000                     560000             First Lien              0                      142030               700000
   16770424             360                    360                      520000                     520000             First Lien              0                      65000                650000
   16677500             360                    358                      173600                     173335             First Lien              0                        0                  217000
   16770425             360                    360                      190000                     190000             First Lien              0                      47500                237500
   16677501             360                    358                      1000000                   1000000             First Lien              0                      350055               1350000
   16770426             360                    359                       60960                    60908.79            First Lien              0                      15240                 76200
   16677502             360                    358                      468000                     468000             First Lien              0                      58500                585000
   16685360             360                    360                      225600                     225600             First Lien              0                        0                  282000
   16677503             360                    358                      192000                   191706.92            First Lien              0                      48000                240000
   16770428             360                    359                      254320                     254320             First Lien              0                      32394                317900
   16685361             360                    359                      496000                     496000             First Lien              0                      124000               620000
   16677504             360                    358                      297600                    297110.7            First Lien              0                      74400                372000
   16770429             360                    359                      139920                     139920             First Lien              0                      34980                174900
   16685362             360                    358                      181200                   181153.56            First Lien              0                      45300                226500
   16677505             360                    358                      119910                     119910             First Lien              0                     15004.99              149900
   16677506             360                    358                      212000                   211654.45            First Lien              0                      53000                265000
   16685363             360                    359                      260800                   260591.45            First Lien              0                      32600                   0
   16685364             360                    359                      138400                     138400             First Lien              0                      34600                173000
   16677507             360                    358                      500000                     500000             First Lien              0                      125000               625000
   16685365             360                    359                      271920                     271920             First Lien              0                      68000                339900
   16677508             360                    358                      274400                   273926.17            First Lien              0                      68600                343000
   16677509             360                    358                      280000                     280000             First Lien              0                        0                     0
   16685366             360                    358                      175200                   174911.96            First Lien              0                      43800                219000
   16685367             360                    359                      134400                   134289.84            First Lien              0                      25200                168000
   16685368             360                    358                      104000                     104000             First Lien              0                      26000                130000
   16685369             360                    358                      145120                     145120             First Lien              0                      36280                181400
   16770430             360                    360                      154400                     154400             First Lien              0                      38600                   0
   16770432             360                    360                      140000                     140000             First Lien              0                      35000                175000
   16770433             360                    359                      167120                     167120             First Lien              0                      20890                208900
   16673315             360                    358                       87600                    87472.81            First Lien              0                        0                  109500
   16770434             360                    360                      184400                     184400             First Lien              0                      46100                230500
   16673316             360                    357                      545000                   543284.77            First Lien              0                        0                     0
   16677510             360                    359                      252000                     252000             First Lien              0                      31500                315000
   16770435             360                    360                      910000                     910000             First Lien              0                        0                     0
   16673317             360                    358                      232720                   232232.89            First Lien              0                      43635                290900
   16677511             360                    358                      304000                     304000             First Lien              0                      76000                380000
   16673318             360                    357                      178125                    177715.9            First Lien              0                        0                  187500
   16770437             360                    360                      124000                     124000             First Lien              0                      31000                155000
   16673319             360                    358                      410000                   409238.52            First Lien              0                        0                 521920.29
   16685370             360                    359                      222400                   220236.46            First Lien              0                      55600                278000
   16770438             360                    360                      153600                     153600             First Lien              0                      38400                192000
   16685371             360                    359                      172930                     172930             First Lien              0                     43232.8               216164
   16770439             360                    359                      103500                     103500             First Lien              0                      19994                130000
   16685372             360                    358                      104000                   103845.16            First Lien              0                      19500                130000
   16685374             360                    359                      280000                   279999.77            First Lien              0                      52500                350000
   16685375             360                    358                      156000                    155576.9            First Lien              0                        0                     0
   16685376             360                    358                      180000                     180000             First Lien              0                     45505.9               225500
   16685377             360                    358                      244720                   244261.87            First Lien              0                       186                    0
   16673320             360                    358                      466640                   464619.48            First Lien              0                        0                  583330
   16673321             360                    358                      460000                   459224.88            First Lien              0                      80000                   0
   16770440             360                    360                      119200                     119200             First Lien              0                      29800                149000
   16673322             360                    356                      476000                   474386.61            First Lien              0                        0                  595160
   16673323             360                    357                      192000                     192000             First Lien              0                        0                  240000
   16673324             360                    358                      208800                   208448.18            First Lien              0                        0                  261948
   16770443             360                    359                      179584                   179429.39            First Lien              0                      44896                224480
   16673325             360                    358                      518400                   517504.83            First Lien              0                        0                  648000
   16770444             360                    360                      204000                     204000             First Lien              0                        0                     0
   16673326             360                    356                      166250                   165004.74            First Lien              0                        0                  175000
   16673327             360                    356                      212000                     212000             First Lien              0                        0                     0
   16770446             360                    359                      172800                   172647.55            First Lien              0                      43200                216000
   16673328             360                    357                      245000                     245000             First Lien              0                        0                     0
   16770447             360                    359                      214400                   214219.88            First Lien              0                      53600                268000
   16673329             360                    356                      485000                   483468.28            First Lien              0                        0                  649900
   16685380             360                    358                      312000                     312000             First Lien              0                      78000                390000
   16770448             360                    359                      184000                   183870.14            First Lien              0                        0                  230000
   16685381             360                    358                      140000                   139758.26            First Lien              0                      35000                175000
   16770449             360                    360                      200000                     200000             First Lien              0                      37500                250000
   16685383             360                    360                      172000                   171865.83            First Lien              0                        0                     0
   16685384             360                    358                      167200                     167200             First Lien              0                      41800                209000
   16685385             360                    358                      149600                     149600             First Lien              0                      37400                187000
   16685386             360                    359                      163920                     163920             First Lien              0                      40980                204900
   16685387             360                    358                      108000                     108000             First Lien              0                      27000                135000
   16685388             360                    360                      249600                     249600             First Lien              0                      62400                312000
   16685389             360                    359                      118800                   118705.01            First Lien              0                      29700                148500
   16673330             360                    357                       91000                     90800              First Lien              0                        0                     0
   16770450             360                    360                      117600                     117600             First Lien              0                      29400                147000
   16673332             360                    356                      540000                     540000             First Lien              0                        0                  675000
   16770451             360                    360                      152000                     152000             First Lien              0                      38000                190000
   16673333             360                    357                      328000                     328000             First Lien              0                        0                  410000
   16770452             360                    360                      126400                     126400             First Lien              0                      22120                   0
   16673334             360                    356                      164000                   163555.43            First Lien              0                      30750                205000
   16673335             360                    356                      310000                   309023.92            First Lien              0                        0                     0
   16770454             360                    359                      324000                     324000             First Lien              0                      81000                405000
   16673336             360                    356                      135200                    134774.3            First Lien              0                        0                     0
   16770455             360                    360                      188000                     188000             First Lien              0                        0                     0
   16770456             360                    360                      200800                     200800             First Lien              0                      50200                251000
   16673338             360                    356                      119500                   119081.35            First Lien              0                        0                     0
   16770457             360                    360                      252000                     252000             First Lien              0                      31500                315000
   16673339             360                    356                      109000                   108564.01            First Lien              0                        0                     0
   16770458             360                    360                      360000                     369227             First Lien              0                      72000                450000
   16685390             360                    359                      202000                   201842.43            First Lien              0                        0                     0
   16685391             360                    359                      224000                     224000             First Lien              0                      42000                   0
   16770459             360                    360                       95200                     95200              First Lien              0                      23800                119000
   16685392             360                    359                      252000                   251808.25            First Lien              0                      63000                315000
   16685393             360                    359                      192000                     192000             First Lien              0                      48000                240000
   16685394             360                    359                      312000                     312000             First Lien              0                        0                     0
   16685395             360                    358                      183200                     183200             First Lien              0                      45800                229000
   16685398             360                    359                      140000                   139888.05            First Lien              0                        0                  175000
   16673340             360                    356                      156600                   156106.94            First Lien              0                        0                     0
   16662892             360                    357                      126340                     126340             First Lien              0                      31580                157930
   16662893             360                    358                      136400                   136399.55            First Lien              0                        0                  170500
   16662894             360                    357                      172000                   171848.25            First Lien              0                        0                  215000
   16662895             360                    358                      194000                   193681.05            First Lien              0                        0                  242500
   16662896             360                    358                      230000                   229674.31            First Lien              0                        0                  350000
   16662898             360                    357                      124720                   124411.53            First Lien              0                      31180                155900
   16662899             360                    358                      276000                    275637.7            First Lien              0                        0                  345000
   16685410             360                    359                      148800                   148674.99            First Lien              0                      37200                186000
   16650760             360                    357                      124720                     124720             First Lien              0                      31180                155900
   16685411             360                    359                      271600                   271382.82            First Lien              0                      33950                339500
   16685412             360                    359                      267530                     267530             First Lien              0                        0                  334415
   16685413             360                    359                      344000                     344000             First Lien              0                      86000                430000
   16650763             360                    358                      104000                     104000             First Lien              0                      26000                130000
   16650764             360                    358                      321600                     321600             First Lien              0                      80400                402000
   16685414             360                    359                      200000                     200000             First Lien              0                      50000                250000
   16650765             360                    358                      100000                    99788.44            First Lien              0                        0                  130000
   16685416             360                    359                      200635                     200635             First Lien              0                     37619.1               250794
   16650766             360                    358                      171888                     171888             First Lien              0                      42972                214860
   16685417             360                    359                      184000                   183845.43            First Lien              0                      46000                230000
   16650768             360                    358                      214400                     214400             First Lien              0                      40200                268000
   16685419             360                    359                      188800                   188629.33            First Lien              0                      47200                236000
   16770400             360                    359                      343200                     343200             First Lien              0                      85800                429000
   16770402             360                    359                      208000                     208000             First Lien              0                      52000                260000
   16770403             360                    359                      106400                     106400             First Lien              0                     15106.5               135000
   16770404             360                    360                      780000                     780000             First Lien              0                      195000               975000
   16770405             360                    359                      136000                     136000             First Lien              0                      34000                170000
   16770406             360                    359                      260800                     260800             First Lien              0                      65200                326000
   16685420             360                    359                      133600                     133600             First Lien              0                      33400                167000
   16770407             360                    360                      284000                     284000             First Lien              0                      71000                   0
   16685421             360                    359                      316000                     316000             First Lien              0                      79000                395000
   16770408             360                    359                      144000                     144000             First Lien              0                      36000                180000
   16770413             360                    359                      189600                   189432.73            First Lien              0                      47400                237000
   16770414             360                    359                      156000                    155881.3            First Lien              0                      39000                195000
   16770415             360                    359                      168000                   167868.95            First Lien              0                        0                     0
   16224409             360                    354                      180800                     180800             First Lien              0                      33800                226000
   16220765             360                    354                      414250                     414250             First Lien              0                      82850               552378.89
   16723777             360                    359                      150000                     150000             First Lien              0                        0                     0
   16207507             360                    354                      156000                     156000             First Lien              0                      39000                195000
   16710739             360                    359                      1000000                   1000000             First Lien              0                      250000               1250000
   16710210             360                    359                      219920                   219547.06            First Lien              0                      54980                274900
   16710129             360                    359                      421000                     421000             First Lien              0                        0                     0
   16709755             360                    357                       61500                     61500              First Lien              0                      20500                 82000
   16708198             360                    359                      110515                   110448.05            First Lien              0                      27629                138144
   16708231             360                    359                      147725                     147725             First Lien              0                        0                  155500
   16708296             360                    359                      762400                     762400             First Lien              0                      190600                  0
   16708313             360                    359                      664000                     664000             First Lien              0                      124500                  0
   16709518             360                    359                      119300                     119300             First Lien              0                        0                  119300
   16709529             360                    359                      519900                     519900             First Lien              0                      130000               649900
   16709553             360                    359                      186400                     186400             First Lien              0                      46600                233000
   16709654             480                    359                      231687                   231610.38            First Lien              0                        0                  237500
   16709664             360                    359                      1850000                   1850000             First Lien              0                        0                  4000000
   16707251             360                    358                      192500                     192500             First Lien              0                      45000                   0
   16707791             360                    358                      420000                     420000             First Lien              0                        0                  525000
   16707863             360                    359                      108000                   107919.85            First Lien              0                      27000                135000
   16707919             360                    359                      820000                     820000             First Lien              0                      205000               1025000
   16706944             360                    359                      650000                     650000             First Lien              0                      92500                   0
   16706949             360                    359                      975000                     975000             First Lien              0                      325000               1300000
   16707014             360                    359                      184000                     184000             First Lien              0                      46000                   0
   16707061             360                    359                      1100000                   1100000             First Lien              0                      420000               1600000
   16707075             360                    359                      275000                     275000             First Lien              0                      75000                   0
   16707083             360                    359                      210120                     210120             First Lien              0                      52530                262650
   16706851             360                    359                      358700                     358700             First Lien              0                        0                  358737
   16706936             360                    359                      127900                     127900             First Lien              0                      24000                159900
   16706819             360                    359                      414010                   413739.18            First Lien              0                        0                  435800
   16706791             360                    359                      520000                     520000             First Lien              0                      130000               650000
   16706639             360                    358                      200000                     200000             First Lien              0                      50000                250000
   16706761             360                    359                      550000                     550000             First Lien              0                        0                  550000
   16706763             360                    359                      648000                     648000             First Lien              0                      150000               810000
   16706545             360                    359                       77000                     77000              First Lien              0                        0                   77000
   16706429             360                    359                      608000                     608000             First Lien              0                      152000               760000
   16704077             360                    359                      528000                     528000             First Lien              0                      132000                  0
   16704080             360                    359                       39140                    39115.67            First Lien              0                       9785                 48925
   16704088             480                    359                      432000                    431823.5            First Lien              0                        0                  540000
   16704158             360                    359                      1311750                   1311750             First Lien              0                      349800               1749000
   16704440             360                    359                      189600                     189600             First Lien              0                        0                  189600
   16704441             360                    359                      590900                     590900             First Lien              0                      147750               738677
   16704623             360                    359                      290400                     290400             First Lien              0                      74600                   0
   16697913             360                    359                      392000                     392000             First Lien              0                      98000                490000
   16703995             360                    359                      940000                     940000             First Lien              0                      235000               1200000
   16697691             360                    359                      620000                     620000             First Lien              0                      155000               775000
   16697693             360                    359                       59920                    59882.75            First Lien              0                      14980                 74900
   16697753             360                    359                      417000                     417000             First Lien              0                      111000               528315
   16697787             360                    359                      1000000                   1000000             First Lien              0                      300000               1300000
   16697827             360                    359                      153000                   152920.68            First Lien              0                        0                  170000
   16697838             360                    359                      487150                     487150             First Lien              0                      60850                608990
   16711130             360                    358                      176000                     176000             First Lien              0                      44000                220000
   15892542             360                    349                       55250                    55231.04            First Lien              0                      29750                 85000
   15899479             360                    350                      156800                     156800             First Lien              0                      39200                196000
   15776102             360                    346                      292000                   291949.16            First Lien              0                      73000                365000
   16770642             360                    359                      231900                     231900             First Lien              0                      57980                289900
   16318267             360                    355                      380000                     380000             First Lien              0                        0                     0
   16314650             360                    355                      131200                   130707.02            First Lien              0                      32800                164000
   16629192             360                    357                      240000                   238978.84            First Lien              0                      60000                300000
   16776354             360                    360                      318320                     318320             First Lien              0                      79580                397900
   16684826             360                    358                      212320                     212320             First Lien              0                      53080                265400
   16709469             360                    358                      268000                     268000             First Lien              0                      67000                   0
   16798290             360                    360                      600000                     600000             First Lien              0                      250000                  0
   16714978             360                    359                      272000                     272000             First Lien              0                      68000                   0
   16798293             360                    360                      240000                     240000             First Lien              0                      60000                300000
   16798295             360                    360                      400000                     400000             First Lien              0                      100000               500000
   16798298             360                    360                      500000                     500000             First Lien              0                        0                     0
   16697698             360                    359                      1000000                   1000000             First Lien              0                        0                     0
   16723251             360                    359                      384000                     384000             First Lien              0                      72000                   0
   16704703             480                    359                      325500                   325388.46            First Lien              0                        0                     0
   16600555             360                    359                      312000                     312000             First Lien              0                      78000                390000
   16704380             360                    358                      376000                     375999             First Lien              0                      94000                470000
   16672610             360                    359                      142850                     142850             First Lien              0                      17850                178594
   16667104             360                    359                       83925                    83862.71            First Lien              0                      27975                111900
   16770704             360                    359                      328250                     328250             First Lien              0                        0                  510000
   16770623             360                    359                      209600                     209600             First Lien              0                      39300                262000
   16664270             480                    358                      270000                   269718.82            First Lien              0                        0                     0
   16704546             360                    359                      380000                     380000             First Lien              0                        0                     0
   16672615             360                    358                      284000                     284000             First Lien              0                      71000                355000
   16704385             360                    358                      396000                     396000             First Lien              0                      99000                495000
   16770625             360                    360                      239800                     239800             First Lien              0                      60000                299800
   16770626             360                    359                      308000                     308000             First Lien              0                      56000                385000
   16770627             360                    359                      315500                     315500             First Lien              0                        0                     0
   16704388             360                    359                      383900                     383900             First Lien              0                      95950                479900
   16775471             360                    359                      235950                     235950             First Lien              0                      44200                294990
   16693580             360                    359                       61600                    61541.32            First Lien              0                        0                   77000
   16704389             360                    359                      133200                     133200             First Lien              0                      24950                166500
   16775556             360                    359                      475450                     475450             First Lien              0                      118850               594320
   16767376             360                    360                      104000                     104000             First Lien              0                      19500                130000
   16785196             360                    360                      113648                     113648             First Lien              0                      28412                142060
   16778780             360                    359                      224800                     224800             First Lien              0                      56200                281000
   16778862             360                    359                      449000                     449000             First Lien              0                        0                     0
   16772969             360                    360                      370400                     370400             First Lien              0                      92600                463000
   16723262             360                    359                      234000                     234000             First Lien              0                      78000                   0
   16672620             360                    358                      250400                     250400             First Lien              0                      62600                313000
   16770630             360                    359                      400000                     400000             First Lien              0                      100000                  0
   16704633             360                    359                      204000                     204000             First Lien              0                      51000                255000
   16693033             360                    360                      476000                     476000             First Lien              0                      119000               595000
   16770631             360                    359                      124000                     124000             First Lien              0                      31000                155000
   16721564             360                    360                      189600                     189600             First Lien              0                      47400                237370
   16704392             360                    359                      240000                     240000             First Lien              0                        0                     0
   16723347             360                    359                      256000                     256000             First Lien              0                      64000                320000
   16684126             360                    358                      133250                     133250             First Lien              0                        0                     0
   16649054             360                    357                      368000                   367999.99            First Lien              0                      46000                460000
   16770635             360                    359                      192000                     192000             First Lien              0                      48000                240000
   16790238             360                    360                      267800                     267800             First Lien              0                      66950                334750
   16704396             360                    359                      228000                     228000             First Lien              0                      57000                285000
   16770636             360                    359                      177000                     177000             First Lien              0                        0                     0
   16776451             480                    360                      185000                     185000             First Lien              0                        0                     0
   16664366             360                    358                      180000                     180000             First Lien              0                        0                  269475
   16672709             360                    358                      330100                     330100             First Lien              0                      80000                   0
   16764951             360                    360                      109035                     109035             First Lien              0                        0                  229035
   16707947             360                    359                      384000                     384000             First Lien              0                      46000                   0
   16778077             360                    360                      344000                     344000             First Lien              0                      86000                430000
   16768198             360                    359                      512000                     512000             First Lien              0                      63900                640000
   16684210             360                    359                      220000                     220000             First Lien              0                        0                     0
   16649300             360                    353                      300800                   300758.87            First Lien              0                      56400                376000
   16684050             360                    358                      119000                     119000             First Lien              0                        0                     0
   16649302             360                    354                      123900                     123900             First Lien              0                      30950                154900
   16770641             360                    359                      324000                     324000             First Lien              0                      81000                405000
   16723438             360                    359                      382400                     382400             First Lien              0                      95600                478000
   16664291             360                    358                      368000                   367999.99            First Lien              0                      92000                460000
   16775730             360                    360                      168750                     168750             First Lien              0                        0                     0
   16649308             360                    354                      247000                     247000             First Lien              0                        0                     0
   16684057             360                    358                      399500                     399500             First Lien              0                        0                  559500
   16707871             360                    359                      163500                     163000             First Lien              0                        0                  204390
   16768361             360                    359                      320000                     320000             First Lien              0                      80000                400000
   16773078             360                    360                      320000                     320000             First Lien              0                      80000                   0
   16691980             360                    360                      640000                     640000             First Lien              0                      160000                  0
   16764961             360                    360                      165000                     165000             First Lien              0                        0                     0
   16770568             360                    359                      357600                     357600             First Lien              0                      89400                447000
   16697165             360                    360                      220572                     220572             First Lien              0                        0                     0
   16767473             360                    360                      207520                     207520             First Lien              0                      51880                259400
   16709738             360                    359                      212000                     212000             First Lien              0                      44500                   0
   16711062             360                    359                       61920                    61881.51            First Lien              0                     13858.58               77400
   16708132             360                    359                      396000                     396000             First Lien              0                      74250                   0
   16704019             360                    359                      232000                     232000             First Lien              0                        0                     0
   16707242             360                    357                      224000                     224000             First Lien              0                        0                     0
   16649310             360                    355                      371000                     371000             First Lien              0                      79500                   0
   16704570             360                    358                      400000                     400000             First Lien              0                        0                  500000
   16640904             360                    359                       65920                     65920              First Lien              0                      16480                 82400
   16710971             360                    357                      191750                     191750             First Lien              0                      35950                239700
   16718730             360                    359                      180000                   179885.22            First Lien              0                        0                     0
   16709901             360                    359                      632000                     632000             First Lien              0                      125000               790000
   16648342             360                    358                      232000                   231999.99            First Lien              0                      58000                   0
   16729508             360                    359                      186400                     186400             First Lien              0                      25100                235000
   16709584             360                    358                      171541                     171541             First Lien              0                      42886                214427
   16770659             360                    359                      152000                     152000             First Lien              0                      18000                   0
   16670310             480                    358                      223200                   223076.26            First Lien              0                      41850                279000
   16730107             360                    360                      148500                     148500             First Lien              0                        0                     0
   16718023             360                    360                      170300                     170300             First Lien              0                      42500                212950
   16708224             360                    359                      709600                     709600             First Lien              0                      133050               887000
   16694112             360                    358                      203920                     203920             First Lien              0                      50980                254900
   16780703             360                    360                      224000                     224000             First Lien              0                      42000                   0
   16780704             360                    359                      212000                     212000             First Lien              0                      53000                265000
   16684234             360                    358                      248000                     248000             First Lien              0                      62000                310000
   16780706             360                    359                      650000                     650000             First Lien              0                        0                     0
   16780708             360                    359                      176300                     176300             First Lien              0                        0                     0
   16780709             360                    360                      224000                     224000             First Lien              0                      56000                280000
   16704587             360                    359                      371200                     371200             First Lien              0                      92800                464000
   16649327             360                    355                      259900                     259900             First Lien              0                      64950                324900
   16717775             360                    359                       52000                    51966.84            First Lien              0                      13000                 65000
   16681488             360                    359                      164750                     164750             First Lien              0                      41150                205990
   16684794             360                    359                      646750                     646750             First Lien              0                      248750               995000
   16764989             360                    360                      144800                     144800             First Lien              0                      36200                181000
   16718115             360                    360                      304000                     304000             First Lien              0                      76000                380000
   16780711             360                    360                      576000                     576000             First Lien              0                        0                     0
   16723543             360                    359                      578600                     578600             First Lien              0                      144650               723252
   16780714             360                    359                      216750                   216589.14            First Lien              0                        0                     0
   16714637             360                    360                      384000                     384000             First Lien              0                      96000                   0
   16649333             360                    355                      124300                   124224.36            First Lien              0                      31000                155400
   16681733             360                    359                      332000                     332000             First Lien              0                        0                     0
   16780715             360                    360                      292000                     292000             First Lien              0                        0                  432500
   16728714             360                    359                      255650                     255650             First Lien              0                        0                  319568
   16770592             360                    359                      180000                     180000             First Lien              0                      50000                230000
   16693318             360                    358                      319600                     319600             First Lien              0                      79400                399500
   16729525             360                    359                      156960                     156960             First Lien              0                      39240                196200
   16780637             360                    360                      216000                     216000             First Lien              0                      54000                270000
   16704596             360                    359                      420000                     420000             First Lien              0                      105000               525000
   16688523             480                    359                      184000                   183952.74            First Lien              0                      46000                230000
   16770676             360                    359                      215200                     215200             First Lien              0                        0                     0
   16765169             360                    359                      180000                     180000             First Lien              0                      45000                   0
   16646585             480                    358                      340000                   339774.42            First Lien              0                      85000                425000
   16649339             360                    356                      255000                     255000             First Lien              0                        0                     0
   16599185             360                    358                      194600                     194600             First Lien              0                        0                     0
   16599186             360                    358                      144900                     144900             First Lien              0                        0                     0
   16778198             360                    360                      396000                     396000             First Lien              0                      74250                495000
   16717230             360                    359                      360000                     360000             First Lien              0                        0                  560000
   16731733             360                    356                       79800                     79800              First Lien              0                      19950                 99750
   16595150             480                    358                      240000                   239862.04            First Lien              0                      45000                300000
   16684412             360                    358                      236000                     236000             First Lien              0                      41000                   0
   16649340             360                    356                      111900                     111900             First Lien              0                     27313.08              139900
   16728009             360                    360                      284000                     284000             First Lien              0                      71000                355000
   16708084             360                    359                      280000                     280000             First Lien              0                        0                     0
   16708328             360                    359                      276650                     276650             First Lien              0                      51850                345860
   16629029             360                    357                      171400                     171400             First Lien              0                      21400                214310
   16694135             360                    358                      175920                     175920             First Lien              0                      43980                219900
   16714809             480                    359                      271187                   271064.08            First Lien              0                      67796                338984
   16684173             360                    358                      292000                   291999.99            First Lien              0                      73000                365000
   16780808             360                    360                      296000                     296000             First Lien              0                        0                     0
   16696551             360                    359                      194000                     194000             First Lien              0                      48500                242500
   16780729             360                    360                      315000                     315000             First Lien              0                      112500                  0
   16397276             480                    357                      176500                   176310.86            First Lien              0                        0                     0
   16704053             360                    359                      179200                     179200             First Lien              0                      44800                224000
   16717240             360                    359                      128800                     128800             First Lien              0                      32200                161000
   16714019             360                    359                      240000                     240000             First Lien              0                      60000                300000
   16780810             360                    360                      377300                     377300             First Lien              0                      80850                539000
   16708171             360                    359                      500000                     500000             First Lien              0                      93750                625000
   16244545             360                    353                      119700                   118817.03            First Lien              0                      24000                   0
   16717243             360                    359                      367313                     367313             First Lien              0                      91828                459142
   16728016             360                    360                      167200                     167200             First Lien              0                      41800                209000
   16716272             360                    360                      768000                     768000             First Lien              0                      144000                  0
   16629035             360                    357                      269600                     269600             First Lien              0                      67400                337000
   16780731             360                    360                      192000                     192000             First Lien              0                      24000                240000
   16658504             360                    357                      396000                     396000             First Lien              0                      99000                495000
   16697611             360                    359                      138400                     138400             First Lien              0                      34600                   0
   16775228             360                    359                      369350                     369350             First Lien              0                      92300                461705
   16723569             360                    354                      387200                   385263.93            First Lien              0                      72600                   0
   16775067             360                    360                      244300                     244300             First Lien              0                      61075                305375
   16714579             360                    360                      185600                     185600             First Lien              0                      46400                232000
   16658428             360                    358                      376800                     376800             First Lien              0                      94200                471000
   16770695             360                    359                      412000                     412000             First Lien              0                      103000               515000
   16663858             360                    359                      191920                     191920             First Lien              0                      47980                239900
   16709313             360                    360                      256000                     256000             First Lien              0                      48000                   0
   16707451             480                    360                      200000                     200000             First Lien              0                        0                     0
   16717172             360                    359                      312000                     312000             First Lien              0                      20750                   0
   16717173             360                    359                      303900                     303900             First Lien              0                      75980                379900
   16780822             360                    359                      208000                   207912.48            First Lien              0                        0                     0
   16684434             360                    358                      382900                     382900             First Lien              0                        0                     0
   16780824             360                    360                      287900                     287900             First Lien              0                      71950                359900
   16717258             360                    358                      281600                     281600             First Lien              0                        0                     0
   16708267             360                    359                      220000                     220000             First Lien              0                      55000                275000
   16706728             360                    359                      263825                     263825             First Lien              0                        0                  329800
   16770781             360                    359                      118782                     118782             First Lien              0                        0                     0
   16798304             360                    360                      479200                     479200             First Lien              0                      119800               599000
   16780826             360                    359                      310000                     310000             First Lien              0                        0                     0
   16349359             360                    355                      511900                     511900             First Lien              0                      127950               639900
   16684358             360                    358                      239950                     239950             First Lien              0                      44998                299990
   16687823             360                    360                      177600                     177600             First Lien              0                      44400                222000
   16723025             360                    360                      216000                     216000             First Lien              0                      54000                270000
   16714118             360                    358                       98000                    97850.4             First Lien              0                      12250                122500
   16650843             360                    360                      296100                   295896.23            First Lien              0                        0                     0
   16706571             360                    359                      216000                     216000             First Lien              0                      54000                270000
   16658602             360                    357                      319900                    319630.2            First Lien              0                      79950                399900
   16798310             360                    360                      417000                     417000             First Lien              0                      108000               525000
   16713782             360                    359                       87200                    87136.88            First Lien              0                      21800                109000
   16717266             360                    359                      232500                     232500             First Lien              0                      43800                   0
   16713783             360                    359                      145600                     145600             First Lien              0                      36400                182000
   16728912             360                    354                      204000                     204000             First Lien              0                      51000                255000
   16718158             360                    359                      417000                     417000             First Lien              0                      110400               586481
   16780754             360                    360                      1487500                   1487500             First Lien              0                      212500                  0
   16706738             360                    359                       93999                     93999              First Lien              0                      25001                119000
   16692545             360                    359                      112800                   112722.37            First Lien              0                      28200                141000
   16684446             360                    359                      276000                     276000             First Lien              0                      34500                345000
   16780838             360                    359                      268000                     268000             First Lien              0                        0                     0
   16772495             360                    359                      492800                     492800             First Lien              0                      123200               616000
   16658448             360                    358                      200000                     200000             First Lien              0                      50000                250000
   16649297             360                    351                      379000                   378923.16            First Lien              0                        0                     0
   16730242             480                    360                      248000                     248000             First Lien              0                        0                     0
   16704326             360                    359                      450000                     450000             First Lien              0                        0                     0
   16785210             360                    360                      118400                     118400             First Lien              0                        0                     0
   16684531             360                    358                      417000                     417000             First Lien              0                      118000               535000
   16629152             360                    357                      417000                     417000             First Lien              0                      124000               4541000
   16704339             360                    359                      399200                     399200             First Lien              0                      99800                499000
   16707047             360                    359                      512000                     512000             First Lien              0                      96000                   0
   16728091             360                    360                      130400                     130400             First Lien              0                      32600                163000
   16658646             360                    359                      300000                     300000             First Lien              0                      75000                375000
   16775288             360                    359                      231950                     231950             First Lien              0                      57950                289990
   16658487             360                    358                      312800                     312800             First Lien              0                      58650                391000
   16695899             360                    359                      1330000                   1330000             First Lien              0                        0                     0
   16773110             360                    360                      280000                     280000             First Lien              0                      35000                   0
   16770520             360                    359                      316000                     316000             First Lien              0                      59250                   0
   16770601             360                    359                      456000                    455616.9            First Lien              0                        0                  570000
   16638175             360                    359                      154500                   154403.97            First Lien              0                        0                  206000
   16778207             360                    360                      104000                     104000             First Lien              0                      26000                130000
   16728169             360                    360                      112000                     112000             First Lien              0                      40000                   0
   16775376             360                    359                      272450                     272450             First Lien              0                      68100                340606
   16684819             360                    358                      156000                     156000             First Lien              0                      39000                195000
   16729856             360                    359                      1917500                   1917500             First Lien              0                      442500               2950000
   16692758             360                    357                      100800                   100642.01            First Lien              0                      25200                126000
   16798286             360                    360                      440000                     440000             First Lien              0                        0                     0
   16778765             360                    360                      294400                     294400             First Lien              0                      55200                368000
   16658499             360                    357                      241000                     241000             First Lien              0                      62000                303000
   16687885             360                    360                      292500                     292500             First Lien              0                        0                     0
   16723241             360                    358                      235200                     235200             First Lien              0                      58800                294000
   16770610             360                    359                      300000                     300000             First Lien              0                      75000                375000
   16730290             360                    360                      295920                     295920             First Lien              0                      55485                369900
   16731262             360                    360                       94760                     94760              First Lien              0                      23690                118450
   16710850             360                    359                      307200                   306983.18            First Lien              0                      76800                384000
   16649031             360                    357                      210000                   209973.99            First Lien              0                      60000                270000
   16672523             360                    358                      284000                    283712.5            First Lien              0                      71000                355000
   16770602             360                    359                      200800                     200800             First Lien              0                      50200                251000
   16713353             360                    360                      312000                     312000             First Lien              0                        0                     0
   16680531             360                    359                       86030                     86030              First Lien              0                      24580                122900
   16713274             360                    360                      689500                     689500             First Lien              0                      197000                  0
   16707911             360                    359                      319200                     319200             First Lien              0                      79800                399000
   16704528             360                    359                      640500                   640081.03            First Lien              0                      228750               915000
   16684810             360                    358                      303950                     303950             First Lien              0                      75950                379999
   16696231             360                    359                      560000                     560000             First Lien              0                        0                     0
   16723952             360                    358                      210500                     210500             First Lien              0                      39500                263180
   16706942             360                    359                      193705                     193705             First Lien              0                        0                  203900
   16778115             360                    360                      166400                     166400             First Lien              0                      41600                208000
   16775523             360                    359                      183950                     183950             First Lien              0                      22950                229967
   16719165             360                    356                      204000                     204000             First Lien              0                      51000                255000
   16684804             360                    358                      399950                     399950             First Lien              0                        0                     0
   16706935             360                    359                      120000                   119923.48            First Lien              0                      30000                150000
   16649650             360                    360                      148000                     148000             First Lien              0                      18500                   0
   16676381             480                    359                      188000                     187940             First Lien              0                      47000                235000
   16684806             360                    358                      217000                     217000             First Lien              0                        0                     0
   16684807             360                    358                      262500                   262499.99            First Lien              0                        0                  350000
   16684483             360                    359                      128000                     128000             First Lien              0                      32000                160000
   16723868             360                    358                      304000                     304000             First Lien              0                      75000                   0
   16728146             360                    360                      139500                     139500             First Lien              0                        0                  155000
   16715038             360                    359                      128250                     128250             First Lien              0                      42750                171000
   16770507             360                    359                      1000000                   1000000             First Lien              0                      169800                  0
   16775512             360                    359                      345950                     345950             First Lien              0                      86500                432490
   16776403             360                    360                      183750                     183750             First Lien              0                      36750                   0
   16707815             360                    356                      344000                     344000             First Lien              0                      64500                   0
   16722962             360                    360                      420000                     420000             First Lien              0                      78750                   0
   16629165             360                    357                      184000                     184000             First Lien              0                      46000                230000
   16684554             360                    358                      533000                     533000             First Lien              0                        0                     0
   16691925             480                    359                      115200                   115165.78            First Lien              0                      28800                144000
   16776327             360                    360                      436800                     436800             First Lien              0                      109200               546000
   16767417             360                    360                      112000                     112000             First Lien              0                      21000                140000
   16723224             360                    354                      164000                     164000             First Lien              0                      20500                205000
   16665210             360                    360                      148000                     148000             First Lien              0                      37000                185000
   16770511             360                    359                      231600                     231600             First Lien              0                      57900                289500
   16770513             360                    359                      400000                     400000             First Lien              0                      100000               500000
   16707903             360                    359                      384800                     384800             First Lien              0                      150000                  0
   16719162             360                    356                      204000                     204000             First Lien              0                      51000                255000
   16629173             360                    357                      307200                     307200             First Lien              0                      76800                384000
   16684802             360                    358                      102800                     102800             First Lien              0                      25700                128500
   16710556             360                    360                      440000                     440000             First Lien              0                      110000                  0
   16714534             360                    360                      214298                     214298             First Lien              0                        0                  214298
   16718172             360                    359                      258000                     258000             First Lien              0                        0                     0
   16718092             360                    360                      304000                     304000             First Lien              0                      76000                380000
   16728055             360                    360                      328000                     328000             First Lien              0                      41000                   0
   16718174             360                    359                      204000                     204000             First Lien              0                      51000                255000
   16714515             360                    360                      4500000                   4500000             First Lien              0                        0                     0
   16716223             360                    360                      792000                     792000             First Lien              0                      99000                   0
   16658460             360                    356                      373000                     373000             First Lien              0                        0                     0
   16772671             360                    359                      620000                     620000             First Lien              0                      155000               775000
   16681951             360                    359                      330000                     330000             First Lien              0                      110000               440000
   16718177             360                    359                      340000                     340000             First Lien              0                      85000                425000
   16798251             360                    360                      406300                     406300             First Lien              0                      101550               507890
   16780774             360                    360                      305600                     305600             First Lien              0                      76400                382000
   16684384             360                    359                      136050                     136050             First Lien              0                      34000                170105
   16658465             360                    357                      354300                     354300             First Lien              0                      88600                442900
   16798092             360                    360                      351920                     351920             First Lien              0                      87980                439900
   16718024             360                    360                      234000                     234000             First Lien              0                        0                  234000
   16665757             360                    359                       89600                     89600              First Lien              0                      38400                128000
   16780778             360                    360                      408000                     408000             First Lien              0                      102000               510000
   16780698             360                    359                      218000                   217793.15            First Lien              0                      93200                   0
   16773012             360                    360                      203120                     203120             First Lien              0                      50780                253900
   16664311             360                    358                      210400                     210400             First Lien              0                      52600                263000
   16664230             360                    358                      216000                     216000             First Lien              0                      54000                270000
   16731316             360                    360                      159950                     159950             First Lien              0                      29950                199950
   16700143             360                    359                      143500                     143500             First Lien              0                        0                  143500
   16709189             360                    359                      948000                     948000             First Lien              0                      237000               1185000
   16706340             360                    360                      297950                     297950             First Lien              0                        0                  297950
   16707549             360                    360                      346750                     346750             First Lien              0                        0                     0
   16692016             360                    360                      584000                     584000             First Lien              0                      146000                  0
   16693050             360                    359                      440000                     440000             First Lien              0                      82500                550000
   16687878             360                    359                      699016                     699016             First Lien              0                      174754               873770
   16687943             360                    360                      291650                     291650             First Lien              0                        0                  307000
   16687978             360                    359                      599900                     599900             First Lien              0                        0                  599900
   16691857             360                    359                      163200                     163200             First Lien              0                        0                     0
   16691878             360                    359                      332000                     332000             First Lien              0                        0                     0
   16685291             480                    359                       79000                    78978.18            First Lien              0                        0                     0
   16685526             360                    359                      468000                     468000             First Lien              0                        0                     0
   16676404             360                    359                      600000                     600000             First Lien              0                      150000               750000
   16676446             360                    359                      559200                     559200             First Lien              0                      104850               699000
   16679156             360                    359                      1250000                  1249072.31           First Lien              0                        0                     0
   16680995             360                    360                      448000                     448000             First Lien              0                        0                  448000
   16674782             360                    358                      297000                     297000             First Lien              0                        0                  297000
   16674791             360                    359                      282000                     282000             First Lien              0                        0                  282000
   16676516             360                    358                      176000                     176000             First Lien              0                      44000                220000
   16676528             360                    359                      172500                     172500             First Lien              0                      57500                230000
   16676550             360                    357                       92760                    92557.31            First Lien              0                      11595                115950
   16676564             360                    358                      116000                     116000             First Lien              0                      29000                145030
   16676580             360                    358                      131647                     131647             First Lien              0                      32911                164559
   16676584             360                    358                      503200                     503200             First Lien              0                      125800               629000
   16674615             360                    359                      269200                     269200             First Lien              0                      67300                336500
   16676667             360                    358                      275000                     275000             First Lien              0                        0                  275000
   16676703             360                    359                      280000                   279830.37            First Lien              0                        0                     0
   16674667             360                    358                      264000                     264000             First Lien              0                      33000                340000
   16676881             360                    359                      488000                     488000             First Lien              0                      122000               610000
   16676884             360                    358                      134004                     134004             First Lien              0                      16750                167505
   16674216             360                    359                       95200                     95200              First Lien              0                      23800                119000
   16674317             360                    359                      124000                     124000             First Lien              0                      31000                   0
   16674500             360                    359                      460000                     460000             First Lien              0                      115000               575000
   16673013             360                    359                      185500                     185500             First Lien              0                      71550                   0
   16673017             360                    358                      188000                     188000             First Lien              0                      47000                235000
   16673029             360                    358                      317800                     317800             First Lien              0                      105500               423765
   16673042             360                    358                      259600                     259600             First Lien              0                      65000                325000
   16673045             360                    358                      140000                     140000             First Lien              0                      35000                175000
   16673071             360                    358                      297750                     297750             First Lien              0                      99250                397000
   16673094             360                    358                      118100                     118100             First Lien              0                        0                  157500
   16673099             360                    358                      108800                     108800             First Lien              0                      27200                136000
   16673115             360                    358                      561050                     561050             First Lien              0                      140250               701326
   16673118             360                    358                      220400                     220400             First Lien              0                      27550                275500
   16674021             360                    358                      239100                     239100             First Lien              0                      59750                298900
   16674066             360                    359                      829500                     829500             First Lien              0                      276500               1106460
   16672842             360                    359                      100560                     100560             First Lien              0                      25140                125700
   16674119             360                    357                      188000                     188000             First Lien              0                      47000                235000
   16674136             360                    359                       66800                     66800              First Lien              0                        0                     0
   16674151             360                    357                      600000                     600000             First Lien              0                      150000               750000
   16672883             360                    359                      1005000                   1005000             First Lien              0                      335000               1340000
   16672944             360                    358                      140000                     140000             First Lien              0                      35000                175000
   16672653             360                    359                      207920                     207920             First Lien              0                      51980                259900
   16672744             360                    359                      343600                     343600             First Lien              0                      64300                429591
   16672761             360                    359                      850000                     850000             First Lien              0                        0                     0
   16672659             360                    358                      444500                     444500             First Lien              0                        0                     0
   16672672             360                    358                      228000                     228000             First Lien              0                        0                     0
   16672686             360                    359                      484000                     484000             First Lien              0                      121000               605000
   16672692             360                    358                      331220                     331220             First Lien              0                      41402                414026
   16667430             360                    358                      129600                     129600             First Lien              0                      32400                162000
   16667434             360                    358                      644900                     644900             First Lien              0                      128950               859900
   16670254             360                    359                      259348                     259348             First Lien              0                      64837                324185
   16670391             360                    358                      309600                     309600             First Lien              0                        0                  387000
   16670396             360                    359                      147600                     147600             First Lien              0                        0                  184500
   16670427             360                    359                      566344                     566344             First Lien              0                      141586               707931
   16670463             360                    357                      340000                     340000             First Lien              0                      85000                425000
   16670539             360                    359                      204750                     204750             First Lien              0                      68250                273000
   16670805             360                    357                      295920                     295920             First Lien              0                      73980                369900
   16670838             360                    359                      252800                     252800             First Lien              0                      63200                316000
   16670639             360                    359                      875962                     875962             First Lien              0                      291988               1167950
   16670718             360                    359                      101761                     101761             First Lien              0                      25440                127202
   16670746             360                    359                      240000                     240000             First Lien              0                        0                  240000
   16670750             360                    359                      110000                   109944.46            First Lien              0                        0                  110000
   16670798             360                    357                      399920                     399920             First Lien              0                      74985                499900
   16672386             360                    358                      216000                     216000             First Lien              0                      54000                270000
   16672388             360                    357                      960000                     960000             First Lien              0                      240000               1200000
   16672406             360                    359                      1050000                   1050000             First Lien              0                      350000               1400000
   16672414             360                    359                      164000                     164000             First Lien              0                        0                  205000
   16672560             360                    358                      479950                     479950             First Lien              0                      90000                599990
   16672565             360                    359                       65000                    64968.02            First Lien              0                        0                   65000
   16667176             360                    358                       95700                     95700              First Lien              0                      23925                119625
   16667181             360                    359                      250000                     250000             First Lien              0                        0                  250000
   16667229             360                    359                      224800                     224800             First Lien              0                      56200                281000
   16667232             360                    359                      210000                     210000             First Lien              0                        0                     0
   16667335             360                    358                      204000                     204000             First Lien              0                      51000                255000
   16667369             360                    358                      496000                     496000             First Lien              0                      93000                620000
   16667381             360                    359                       99900                     99900              First Lien              0                        0                   99900
   16667406             360                    358                      286400                     286400             First Lien              0                      71600                358000
   16667056             360                    357                      193500                     193500             First Lien              0                        0                  215000
   16667064             360                    357                      215000                     215000             First Lien              0                        0                  215000
   16667091             360                    359                      215000                     215000             First Lien              0                        0                     0
   16666795             360                    359                      239920                     239920             First Lien              0                      29990                299900
   16666826             360                    359                      448800                     448800             First Lien              0                      112200               561000
   16666829             360                    358                      178792                     178792             First Lien              0                      44698                223490
   16666959             360                    358                       50004                     50004              First Lien              0                      12501                 62505
   16666971             360                    358                      116000                    115963.9            First Lien              0                        0                     0
   16665550             360                    358                      172650                     172650             First Lien              0                        0                     0
   16665555             360                    359                      1087500                   1087500             First Lien              0                      290000               1450000
   16665637             360                    358                       84000                     84000              First Lien              0                      21000                105000
   16664071             360                    358                      140391                     140391             First Lien              0                        0                  155990
   16664078             360                    359                      1124250                   1124250             First Lien              0                      350000               1499000
   16664091             360                    359                      432000                     432000             First Lien              0                      108000                  0
   16665661             360                    359                      112000                     112000             First Lien              0                      28000                140000
   16665702             360                    358                      123000                     123000             First Lien              0                        0                  123000
   16664098             360                    358                       66000                    65839.39            First Lien              0                        0                     0
   16664132             360                    358                      308912                     308912             First Lien              0                        0                  386140
   16665780             360                    359                      525000                     525000             First Lien              0                      187500               750000
   16664182             360                    358                      130300                     130300             First Lien              0                      32600                162900
   16664191             360                    359                      216000                     216000             First Lien              0                      54000                270000
   16664205             360                    359                      209000                     209000             First Lien              0                        0                  220000
   16664248             360                    359                      293520                     293520             First Lien              0                      73380                366900
   16664308             360                    358                      122400                    122391.3            First Lien              0                      30600                153000
   16664318             360                    358                      308000                     308000             First Lien              0                      77000                385000
   16664341             360                    359                      1230000                   1230000             First Lien              0                      328000               1640000
   16664344             360                    358                      154000                     154000             First Lien              0                      38500                192500
   16664363             360                    357                      500000                     500000             First Lien              0                        0                     0
   16664411             360                    358                      393600                     393600             First Lien              0                      98400                492000
   16664467             360                    358                      436938                     436938             First Lien              0                      109234               546173
   16664528             360                    358                      164250                   164034.39            First Lien              0                      41050                205315
   16665896             360                    358                      485600                     485600             First Lien              0                      121400               607000
   16662648             360                    358                      527440                     527440             First Lien              0                      132860               664300
   16663959             360                    359                      141192                     141192             First Lien              0                      35298                176490
   16662806             360                    358                      166500                     166500             First Lien              0                        0                  185000
   16663753             360                    358                      195200                     195200             First Lien              0                      36600                244000
   16663764             360                    358                       54600                     54600              First Lien              0                      23400                 78000
   16663765             360                    358                      180000                     180000             First Lien              0                        0                     0
   16663771             360                    359                      642050                     642050             First Lien              0                      80250                802572
   16663782             360                    357                       87920                     87920              First Lien              0                      21980                109900
   16663801             480                    359                      185000                   184950.72            First Lien              0                        0                  185000
   16663806             360                    359                      494000                     494000             First Lien              0                        0                  494000
   16663855             360                    358                      198392                     198392             First Lien              0                      49598                247990
   16662586             360                    359                      1290000                   1290000             First Lien              0                      344000               1720000
   16662591             360                    358                      439800                     439800             First Lien              0                      110000               549912
   16662443             360                    358                      504000                     504000             First Lien              0                      94500                630000
   16662462             360                    358                      261650                     261650             First Lien              0                      49050                327110
   16662523             360                    358                      481000                     481000             First Lien              0                      120200               601336
   16662339             360                    356                      125638                     125638             First Lien              0                      31400                157048
   16662364             360                    358                       95250                    95131.18            First Lien              0                      31750                127000
   16662368             360                    358                       51200                     51200              First Lien              0                      12800                 65000
   16661983             480                    356                      215080                   214935.87            First Lien              0                      53770                268850
   16661985             360                    359                      180000                     180000             First Lien              0                        0                  180000
   16662377             360                    359                      1000000                   1000000             First Lien              0                      382250               1455000
   16662396             360                    358                      146250                     146250             First Lien              0                      48750                195000
   16662408             360                    359                      960000                     960000             First Lien              0                      240000               1200000
   16662026             360                    358                      176250                     176250             First Lien              0                      58750                235000
   16662053             360                    358                      488000                    487375.5            First Lien              0                      122000               610000
   16662071             360                    358                      348000                     348000             First Lien              0                        0                     0
   16662103             360                    359                      381000                     381000             First Lien              0                        0                  381000
   16662119             360                    351                      1400000                   1400000             First Lien              0                        0                     0
   16662175             360                    359                      263388                     263388             First Lien              0                      65847                329235
   16662177             360                    359                      247136                     247136             First Lien              0                      61784                308920
   16662200             360                    358                      344000                     344000             First Lien              0                      40000                   0
   16662245             360                    358                      156000                     156000             First Lien              0                      19500                195000
   16765178             360                    359                      399200                     399200             First Lien              0                      99800                499000
   16302059             360                    355                      154800                     154800             First Lien              0                      38700                193500
   16105854             360                    351                       88000                    87114.75            First Lien              0                     21246.9               110000
   16196522             360                    353                       99200                     99200              First Lien              0                      18600                   0
   16206192             360                    354                      560800                   560544.84            First Lien              0                      140200               701108
   16224415             360                    355                       64000                    63763.73            First Lien              0                      16000                 80000
   16233941             360                    354                      148450                     148450             First Lien              0                      37146                186096
   16239926             360                    352                      109900                     109900             First Lien              0                      23556                   0
   16242904             360                    354                      188000                     187882             First Lien              0                      47000                235000
   16243300             360                    351                      107350                   106748.12            First Lien              0                        0                  113000
   16243367             360                    354                       96720                     96720              First Lien              0                      24180                120900
   16247927             360                    354                      208000                   207956.25            First Lien              0                      52000                260000
   16247968             360                    355                      225600                     225600             First Lien              0                      56400                282000
   16248334             360                    354                       58400                     58400              First Lien              0                      14600                 73000
   16248343             360                    354                       56800                     56800              First Lien              0                      14200                 71000
   16248350             360                    354                       60000                     60000              First Lien              0                      20000                 80000
   16248403             360                    353                      333600                   331832.56            First Lien              0                      83400                417000
   16295155             360                    355                      246900                     246900             First Lien              0                      61740                308700
   16295719             360                    354                       93990                     93990              First Lien              0                      25000                119000
   16300637             360                    358                      141750                     141750             First Lien              0                      60750                202500
   16723865             360                    359                      469000                     469000             First Lien              0                      100500                  0
   16728528             360                    359                      650000                     650000             First Lien              0                      167000               817000
   16300754             360                    355                      500000                     499998             First Lien              0                      154000               689000
   16301417             360                    356                       94500                    94237.3             First Lien              0                      33750                135000
   16303744             360                    354                      328000                     328000             First Lien              0                      82000                410000
   16304045             480                    357                      296000                   295724.87            First Lien              0                      74000                370000
   16304110             360                    355                      266400                     266400             First Lien              0                      49950                333000
   16326336             360                    356                      380000                     380000             First Lien              0                        0                     0
   16326346             360                    355                       98880                    98583.87            First Lien              0                      24720                123600
   16326823             360                    355                      677500                    674983.6            First Lien              0                        0                  942575
   16332070             360                    355                       56400                    56231.12            First Lien              0                      14100                 70500
   16335215             360                    355                      224000                   223988.85            First Lien              0                        0                     0
   16335593             360                    355                       71400                    71157.24            First Lien              0                      30600                102000
   16303343             360                    355                      780000                     775000             First Lien              0                        0                     0
   16345992             360                    355                      308000                     308000             First Lien              0                      77000                385000
   16346007             360                    355                      275200                     275200             First Lien              0                      34400                   0
   16346159             360                    356                      292000                     292000             First Lien              0                      73000                365000
   16346414             360                    354                      500000                   499945.83            First Lien              0                      150000               665000
   16347689             360                    356                       54350                     54350              First Lien              0                      18125                 72500
   16347787             360                    355                      421600                     421600             First Lien              0                      105400               527000
   16347810             360                    355                      465600                    465541.8            First Lien              0                      116400               582000
   16347811             360                    355                      224000                     224000             First Lien              0                      56000                   0
   16347907             360                    355                      333750                     333750             First Lien              0                      111250               445000
   16348024             360                    355                      345280                     345280             First Lien              0                      86320                431600
   16348028             360                    355                      170400                   169648.92            First Lien              0                      42600                213000
   16349369             360                    355                      159200                     159200             First Lien              0                      39800                199000
   16349821             360                    355                      332750                     332750             First Lien              0                      41611                416118
   16358356             360                    356                       84000                     84000              First Lien              0                      21000                105000
   16359028             360                    355                      1190000                   1190000             First Lien              0                      317000               1587000
   16359876             360                    355                       98000                     98000              First Lien              0                      42000                140000
   16361328             360                    356                      126800                   126515.93            First Lien              0                      31700                158500
   16361532             360                    355                      272000                     272000             First Lien              0                      34000                340000
   16365555             360                    358                      1892600                   1892600             First Lien              0                        0                     0
   16368252             360                    355                      184000                   183405.22            First Lien              0                      46000                230000
   16368308             360                    357                      204800                     204800             First Lien              0                      51200                256000
   16368470             360                    355                      512000                     512000             First Lien              0                      128000               640000
   16371816             360                    356                      196000                     196000             First Lien              0                      36750                245000
   16372138             360                    355                      723000                     723000             First Lien              0                        0                     0
   16374862             360                    355                      169200                     169200             First Lien              0                      42300                211500
   16374893             360                    355                      122500                     122500             First Lien              0                      52500                175000
   16376108             480                    356                      141520                   141350.24            First Lien              0                      35380                176900
   16377310             360                    357                      745352                     745352             First Lien              0                      93169                931690
   16377346             360                    355                      116000                   115454.98            First Lien              0                        0                     0
   16377407             360                    356                      272000                     272000             First Lien              0                      68000                340000
   16382723             360                    356                      1608750                   1608750             First Lien              0                        0                     0
   16383174             360                    356                      268000                     268000             First Lien              0                      67000                335000
   16384019             360                    358                      182000                     182000             First Lien              0                      52000                260000
   16387370             360                    356                      127425                     127425             First Lien              0                      33980                169900
   16390212             360                    355                      186880                     186880             First Lien              0                      46720                233600
   16392577             360                    355                      200000                   199336.97            First Lien              0                      50000                250000
   16395213             360                    358                      182400                   182178.22            First Lien              0                      45600                228000
   16400897             360                    356                      352000                    351137.9            First Lien              0                      44000                440000
   16401917             360                    358                      355050                     355050             First Lien              0                        0                  394500
   16402108             360                    356                      200250                     200250             First Lien              0                      66750                267000
   16402469             360                    356                       91000                     91000              First Lien              0                      39000                130000
   16402788             360                    357                      108450                     108450             First Lien              0                      46450                154990
   16403969             360                    358                      265475                     265475             First Lien              0                        0                  365475
   16404092             360                    357                      770000                     770000             First Lien              0                        0                  1100000
   16404344             360                    356                      400440                     400440             First Lien              0                      100110               500550
   16405455             360                    358                      160000                     160000             First Lien              0                      40000                200000
   16405796             360                    356                      318750                     318750             First Lien              0                      106250               425000
   16407032             360                    355                      540000                     540000             First Lien              0                      135000                  0
   16407092             360                    354                      104000                   103563.47            First Lien              0                      13000                   0
   16407228             360                    356                      140000                     140000             First Lien              0                      35000                175000
   16407372             360                    356                      360000                   359608.17            First Lien              0                      90000                450000
   16419026             360                    357                      183750                     183750             First Lien              0                        0                  245000
   16419553             360                    356                      299250                     299250             First Lien              0                      56100                374090
   16419956             360                    351                       74400                    74003.29            First Lien              0                      18600                 93000
   16420134             360                    357                      627150                     627150             First Lien              0                        0                  696842
   16420151             360                    356                      249600                     249600             First Lien              0                      62400                312000
   16420253             360                    359                      1221500                   1221500             First Lien              0                        0                  1745000
   16422696             360                    357                     240614.4                   240614.4            First Lien              0                      60154                300768
   16422770             360                    358                      133300                   133146.06            First Lien              0                      16650                166630
   16422975             480                    355                      211200                   210846.35            First Lien              0                      52800                264000
   16468103             360                    358                      281340                     281340             First Lien              0                      70335                351675
   16468109             360                    358                      484000                   483396.24            First Lien              0                      121000               605000
   16468173             480                    357                      127992                   127899.69            First Lien              0                      31980                159990
   16468449             360                    357                       91460                    91300.98            First Lien              0                      30488                121950
   16540116             480                    357                      496000                   495570.91            First Lien              0                      124000               620000
   16540452             360                    357                      409600                   408869.28            First Lien              0                      102400               512000
   16543975             480                    357                      198800                    198615.2            First Lien              0                      85200                284000
   16544209             360                    357                      520310                   519173.05            First Lien              0                      135000               804557
   16544277             360                    357                      237378                     237378             First Lien              0                      59344                296723
   16545027             360                    357                      244000                   243847.28            First Lien              0                      30500                305000
   16545455             360                    358                      473050                     473050             First Lien              0                      141300               614359
   16546034             360                    357                      1560000                   1560000             First Lien              0                      360000               2400000
   16546280             360                    358                      130400                     130400             First Lien              0                      32600                163000
   16546416             360                    357                      124000                     124000             First Lien              0                      23250                155000
   16549435             360                    358                      739152                     739152             First Lien              0                      184788               923940
   16549578             360                    356                      274700                     274700             First Lien              0                        0                  289205
   16549641             360                    356                      133360                     133360             First Lien              0                      33340                166700
   16549850             360                    357                      183920                     183920             First Lien              0                      45980                229900
   16549871             360                    357                      128000                   127954.67            First Lien              0                      24000                160000
   16550027             360                    358                      115200                   115013.57            First Lien              0                      28800                144000
   16550052             360                    357                      731250                     731250             First Lien              0                      195000               975000
   16551721             360                    357                      120400                   120130.27            First Lien              0                      51600                172000
   16551997             360                    358                      124000                     124000             First Lien              0                      31000                155000
   16552072             360                    357                      304000                     304000             First Lien              0                      57000                380000
   16562480             360                    357                      151200                    150885.8            First Lien              0                      37800                189000
   16562543             360                    357                      154000                   153998.44            First Lien              0                      66000                220000
   16562891             360                    357                      468804                     468804             First Lien              0                      117202               586006
   16563141             360                    358                      680000                     680000             First Lien              0                      85000                850000
   16563280             360                    358                      163920                     163920             First Lien              0                      40980                204900
   16563285             360                    358                      168000                   167999.71            First Lien              0                      42000                218000
   16564618             360                    357                      124000                     124000             First Lien              0                      31000                155000
   16564678             360                    357                       96000                    95845.56            First Lien              0                      18000                120000
   16564741             360                    357                      464000                   463999.33            First Lien              0                      116000               580000
   16564762             360                    358                      212475                     212475             First Lien              0                      70825                283300
   16564898             360                    357                      156800                     156800             First Lien              0                      39200                   0
   16564960             360                    357                      178465                   178066.75            First Lien              0                      76485                254950
   16567535             360                    355                      188000                     188000             First Lien              0                      23500                235000
   16567666             360                    358                      208000                     208000             First Lien              0                      52000                260000
   16567695             360                    358                      129500                   129248.42            First Lien              0                      55500                185000
   16567782             360                    357                      176000                     176000             First Lien              0                      44000                220000
   16567846             360                    358                      151600                     151600             First Lien              0                      37900                189506
   16568802             360                    357                      480920                     480920             First Lien              0                      60115                601150
   16568949             360                    356                      136000                     136000             First Lien              0                      34000                170000
   16569212             480                    357                      227500                   227197.55            First Lien              0                      97500                325000
   16570376             360                    357                      1000000                  997645.55            First Lien              0                        0                     0
   16570470             360                    358                      592500                     592500             First Lien              0                      148125               748706
   16570472             360                    358                       89600                     89600              First Lien              0                      22400                112000
   16570619             360                    357                      108000                   107786.61            First Lien              0                      27000                135000
   16570638             360                    358                      960000                     960000             First Lien              0                      240000               1200000
   16570640             360                    357                      108500                     108500             First Lien              0                      38750                   0
   16570695             360                    358                      518350                     518350             First Lien              0                      185125                  0
   16570750             360                    357                      602400                   602390.05            First Lien              0                      143070               753000
   16571493             360                    357                      262750                     262750             First Lien              0                      87750                350500
   16571519             360                    357                      1050000                   1050000             First Lien              0                      350000               1400000
   16571618             360                    358                      112500                     112500             First Lien              0                      22500                   0
   16571631             360                    358                      169600                   169347.47            First Lien              0                      42400                212000
   16571651             360                    358                      652720                     652720             First Lien              0                      163180               815900
   16571679             360                    357                       60000                    59887.35            First Lien              0                      11250                 75000
   16571694             360                    358                      162400                     162400             First Lien              0                      40600                206000
   16571719             360                    358                      393600                     393600             First Lien              0                        0                     0
   16571851             360                    357                      241150                   241149.03            First Lien              0                      45200                301455
   16572006             360                    357                      100000                     100000             First Lien              0                      25000                125000
   16572026             360                    358                       93280                     93280              First Lien              0                      23320                116600
   16572029             360                    357                      381200                     381200             First Lien              0                      146600               586500
   16572106             360                    358                      680000                     680000             First Lien              0                      127500               850000
   16574892             360                    358                      192784                     192784             First Lien              0                      48196                240981
   16574917             360                    357                      162750                     162750             First Lien              0                        0                  232500
   16575309             360                    357                      161000                    160996.1            First Lien              0                      69000                230000
   16585457             360                    357                      228000                     228000             First Lien              0                        0                     0
   16585543             360                    357                      149250                    149201.8            First Lien              0                      49750                199030
   16585547             360                    357                      154300                   154250.17            First Lien              0                      51400                205750
   16585555             360                    359                      329600                     329600             First Lien              0                      82400                412000
   16585642             360                    359                      292000                     292000             First Lien              0                      73000                365000
   16585670             360                    357                      152000                   151999.34            First Lien              0                      38000                190000
   16585675             360                    357                      156000                   155999.08            First Lien              0                      39000                195000
   16585677             360                    357                      158400                     158400             First Lien              0                      39600                198000
   16585679             360                    357                      154500                     154500             First Lien              0                      51500                206025
   16585738             360                    357                      264350                     264350             First Lien              0                      49600                330490
   16585759             360                    357                       57200                    57092.6             First Lien              0                      14300                 71500
   16585770             360                    357                      184000                   183654.51            First Lien              0                      46000                230000
   16586050             360                    357                      158515                     158515             First Lien              0                      67935                226450
   16586052             360                    357                       89250                    89073.66            First Lien              0                      38250                127500
   16586139             360                    358                      900000                     900000             First Lien              0                        0                     0
   16591096             360                    357                      116000                     116000             First Lien              0                      29000                145000
   16591098             360                    358                      124000                     124000             First Lien              0                      31000                155000
   16591291             360                    357                      838400                     838400             First Lien              0                      209500               1048178
   16591345             360                    357                      250500                     250500             First Lien              0                      83500                334000
   16591369             360                    358                      151920                     151920             First Lien              0                      37980                189900
   16591381             360                    358                      184000                   183999.77            First Lien              0                      34500                   0
   16591407             360                    358                      1000000                   1000000             First Lien              0                      284750               1352380
   16591408             360                    358                       65920                    65837.77            First Lien              0                      16480                 82400
   16591461             360                    357                      165750                   165749.16            First Lien              0                      55250                221000
   16591586             360                    357                      158817                   158469.95            First Lien              0                      39704                198522
   16591590             360                    357                       77250                    77085.37            First Lien              0                      20600                103000
   16594788             480                    357                      180600                    180432.1            First Lien              0                      51600                258000
   16594802             360                    358                      144000                     143997             First Lien              0                      36000                180000
   16594808             360                    358                      144000                     144000             First Lien              0                      36000                180000
   16594871             360                    358                      188967                   188640.68            First Lien              0                      47241                236209
   16595002             360                    357                      348000                     348000             First Lien              0                      87000                435000
   16595007             360                    358                      1160000                   1160000             First Lien              0                      290000               1450000
   16595092             360                    358                      176250                   176024.45            First Lien              0                      35250                235000
   16595212             360                    358                      202400                     202400             First Lien              0                      50600                253000
   16595229             360                    357                      111564                     111564             First Lien              0                      37188                148752
   16595242             360                    357                      174300                     174300             First Lien              0                      74700                249015
   16595266             360                    356                      101600                     101600             First Lien              0                      25400                127000
   16595276             360                    356                      121760                     121760             First Lien              0                      30440                152200
   16595310             360                    357                      150000                     150000             First Lien              0                      37500                187500
   16595328             360                    358                      107100                   106948.33            First Lien              0                      26700                133900
   16595346             360                    357                      491400                     491400             First Lien              0                      175500                  0
   16595352             360                    358                      107900                     107900             First Lien              0                      26950                134900
   16595367             360                    358                      676000                     676000             First Lien              0                      169000               845000
   16595392             360                    357                      514280                     514280             First Lien              0                      128570               642850
   16595462             360                    357                      864000                     864000             First Lien              0                      216000               1080000
   16595488             360                    357                      136000                   135999.99            First Lien              0                      25500                170000
   16596203             360                    358                      122340                   122089.93            First Lien              0                      30585                152925
   16596264             360                    358                      225000                     225000             First Lien              0                      75000                300000
   16596269             360                    358                       66700                     66700              First Lien              0                      15000                 86000
   16596301             360                    357                      427544                     427544             First Lien              0                      53443                534430
   16596304             360                    358                      577612                     577612             First Lien              0                        0                  722016
   16596462             480                    357                      344000                   343691.47            First Lien              0                      41000                   0
   16596477             360                    358                       56000                    55930.1             First Lien              0                      14000                 70000
   16596480             360                    357                      200000                     200000             First Lien              0                      50000                250000
   16596595             360                    359                      283488                   283487.99            First Lien              0                        0                  354360
   16596597             360                    357                      297500                     297500             First Lien              0                        0                     0
   16596808             360                    357                      184864                     184864             First Lien              0                      46216                231080
   16596832             360                    358                      240000                   239700.62            First Lien              0                        0                     0
   16597200             360                    359                      307572                     307572             First Lien              0                      76893                384465
   16597247             360                    357                      1463000                  1462381.77           First Lien              0                      209000               2090000
   16597288             360                    358                      120000                     120000             First Lien              0                      40000                160000
   16597378             360                    357                      239160                     239160             First Lien              0                      59790                298950
   16597462             360                    359                      198400                     198400             First Lien              0                        0                  248000
   16597467             360                    358                      236000                     236000             First Lien              0                      59000                295000
   16597536             360                    358                      143992                     143992             First Lien              0                      35998                179990
   16597584             360                    357                      1185000                   1185000             First Lien              0                      311000                  0
   16597623             360                    357                       50000                     50000              First Lien              0                        0                     0
   16597717             360                    358                      140000                     140000             First Lien              0                      60000                200000
   16597810             360                    358                      138000                   137981.53            First Lien              0                      34500                172500
   16599364             360                    358                      247074                    247005.8            First Lien              0                      61768                308843
   16599602             360                    358                      405790                   405270.72            First Lien              0                      115940               579700
   16599721             360                    358                      276400                     276400             First Lien              0                      69100                345500
   16599768             360                    357                      107625                     107625             First Lien              0                      35875                143500
   16599820             360                    357                      651661                     651661             First Lien              0                      81457                814577
   16599867             360                    357                      136120                     136120             First Lien              0                      34030                170150
   16599889             360                    357                      146320                   146000.28            First Lien              0                      36580                182900
   16600026             360                    358                      176000                     176000             First Lien              0                      44000                   0
   16600029             360                    356                      1237500                  1234469.28           First Lien              0                      247500                  0
   16600934             360                    357                      133600                     133600             First Lien              0                        0                     0
   16600964             360                    358                      100000                     100000             First Lien              0                      25000                125000
   16601070             360                    357                      140400                   140108.22            First Lien              0                        0                  175530
   16601100             360                    358                      223800                     223800             First Lien              0                      55900                279800
   16601108             360                    358                      417000                     417000             First Lien              0                      108000               525000
   16601122             480                    358                      397500                   397245.52            First Lien              0                      132500               530000
   16601199             360                    357                      109600                    109394.2            First Lien              0                      27400                137000
   16601215             360                    358                      104930                     104930             First Lien              0                      29800                149900
   16601232             360                    358                      113250                   113081.38            First Lien              0                        0                  151000
   16601234             360                    358                      102000                   101848.13            First Lien              0                        0                  136000
   16601236             360                    358                      110812                   110647.02            First Lien              0                        0                  147750
   16601239             360                    358                      111750                   111583.62            First Lien              0                        0                  149000
   16601371             360                    357                      115850                   115590.45            First Lien              0                      30900                154500
   16602651             360                    357                      689250                   687853.32            First Lien              0                      183800               919000
   16602667             360                    357                      320000                     320000             First Lien              0                      80000                400000
   16602694             360                    358                      404000                     404000             First Lien              0                      101000               505000
   16602696             360                    358                       61500                    61415.07            First Lien              0                      20500                 82000
   16602699             360                    357                      227250                     227250             First Lien              0                      75750                303000
   16602715             360                    357                      214400                   214399.99            First Lien              0                      53600                268000
   16602767             360                    357                      156000                     156000             First Lien              0                        0                  195000
   16602964             360                    358                      1050000                   1050000             First Lien              0                      150000                  0
   16602992             360                    358                      232500                     232500             First Lien              0                      77500                310000
   16603811             360                    357                      127992                     127992             First Lien              0                      23998                159990
   16603835             360                    358                      216000                   215730.54            First Lien              0                      40500                   0
   16603846             360                    357                      312000                   311169.62            First Lien              0                      78000                390000
   16603857             360                    358                      412500                     412500             First Lien              0                      82500                550000
   16603861             360                    358                       78400                     78400              First Lien              0                      33600                112000
   16604113             360                    358                       88904                     88754              First Lien              0                      25001                119900
   16604139             360                    357                      158417                     158417             First Lien              0                      45262                226310
   16604170             360                    357                       81750                    81600.36            First Lien              0                        0                  109000
   16604177             360                    358                      187300                     187300             First Lien              0                      46800                234165
   16604189             360                    357                      114000                     114000             First Lien              0                      30400                152000
   16604267             360                    357                      107625                     107625             First Lien              0                      35875                143500
   16604377             360                    358                      236000                     236000             First Lien              0                      44200                295000
   16604441             360                    358                      320000                     320000             First Lien              0                      80000                400000
   16604474             360                    358                      304000                     304000             First Lien              0                      76000                380000
   16604520             360                    357                      164000                     164000             First Lien              0                      41100                   0
   16604531             360                    356                      120000                   119698.51            First Lien              0                      30000                150000
   16604560             360                    357                      110000                     110000             First Lien              0                      27500                137500
   16604566             360                    356                      120000                    119706.1            First Lien              0                      30000                150000
   16604575             360                    356                      117200                   116874.19            First Lien              0                      29300                146500
   16604581             360                    357                       76000                    75860.91            First Lien              0                      19000                 95000
   16605687             360                    358                      1000000                   1000000             First Lien              0                        0                     0
   16605688             360                    358                      1016250                   1016250             First Lien              0                      338750               1355000
   16605696             360                    358                       69600                     69600              First Lien              0                      17400                 87000
   16605715             360                    358                      106160                     106160             First Lien              0                        0                     0
   16605716             360                    358                       59200                     59200              First Lien              0                      14800                 74000
   16605719             360                    358                       60800                     60800              First Lien              0                      15200                 76000
   16605722             360                    359                      1000000                   1000000             First Lien              0                      404000               1560000
   16605799             360                    358                      146000                     146000             First Lien              0                      36500                182500
   16605825             360                    358                      288000                     288000             First Lien              0                      72000                360000
   16605848             360                    357                      319200                     319200             First Lien              0                      79800                399000
   16605883             360                    357                      234500                     234500             First Lien              0                      83750                335000
   16605968             360                    358                      292000                   291616.69            First Lien              0                      36500                365000
   16605983             360                    358                      447484                     447484             First Lien              0                      111871               559356
   16606003             360                    357                      234500                     234500             First Lien              0                      83750                335000
   16606039             360                    357                      147920                     147920             First Lien              0                      36980                184900
   16606107             360                    358                      600000                     600000             First Lien              0                      150000               750000
   16606171             360                    358                      136745                     136745             First Lien              0                      17090                170933
   16609631             360                    357                      260000                     260000             First Lien              0                      65000                325000
   16609657             360                    357                      114000                   113953.63            First Lien              0                      25100                146500
   16609691             360                    358                      220000                     220000             First Lien              0                      55000                275000
   16609766             360                    357                      270500                     270500             First Lien              0                        0                  284741
   16609773             360                    358                      428000                   427465.19            First Lien              0                      108000                  0
   16609778             360                    358                      174750                     174750             First Lien              0                      46600                   0
   16609791             360                    358                      501650                     501650             First Lien              0                      94050                   0
   16609825             360                    358                      221900                     221900             First Lien              0                      55450                277388
   16609928             360                    357                      239920                     239920             First Lien              0                        0                  299900
   16609950             360                    358                      226400                   226117.28            First Lien              0                      56400                   0
   16610033             360                    357                      258750                     258750             First Lien              0                      86250                345000
   16610106             360                    358                      176000                     176000             First Lien              0                      44000                   0
   16610144             360                    358                      198000                     198000             First Lien              0                      66000                264000
   16610163             360                    358                      160664                     160664             First Lien              0                      40166                200830
   16610209             360                    358                      1226250                   1226250             First Lien              0                      327000               1635000
   16610234             360                    357                      148000                     148000             First Lien              0                      37000                185000
   16610259             360                    358                      244800                     244800             First Lien              0                      61200                306000
   16611217             360                    358                      725000                   690336.56            First Lien              0                      181250               906294
   16611273             360                    357                       95120                    94721.01            First Lien              0                      23780                118900
   16611289             360                    358                      168000                     168000             First Lien              0                        0                     0
   16611353             360                    356                      1000000                   1000000             First Lien              0                      140000                  0
   16611374             360                    357                      117600                     117600             First Lien              0                      29400                147000
   16611406             360                    357                      188000                     188000             First Lien              0                      47000                235000
   16611420             360                    357                      220000                     220000             First Lien              0                      55000                   0
   16611435             360                    358                      1500000                   1500000             First Lien              0                      400000                  0
   16611453             360                    359                      676000                     676000             First Lien              0                        0                     0
   16611513             360                    358                      877500                   877263.65            First Lien              0                      195000                  0
   16611538             360                    358                      315000                     315000             First Lien              0                      90000                450000
   16611556             360                    357                      504912                     504912             First Lien              0                      126228               631140
   16611620             360                    358                       96890                     96890              First Lien              0                      25100                121990
   16611631             360                    358                       96890                     96890              First Lien              0                      25100                121990
   16611635             360                    358                      277600                   277521.75            First Lien              0                      34700                   0
   16611638             360                    358                      216000                   215999.67            First Lien              0                      54000                270000
   16611723             360                    358                       70400                    70305.21            First Lien              0                      17600                 90000
   16611813             360                    358                      572000                     572000             First Lien              0                      143000               715000
   16611939             360                    359                      439397                     439397             First Lien              0                      54924                549247
   16612612             360                    357                      490000                     490000             First Lien              0                      60023                   0
   16612616             360                    357                      138240                     138240             First Lien              0                      25920                172800
   16612661             360                    358                      248000                     248000             First Lien              0                      46500                   0
   16612679             360                    358                      251810                     251810             First Lien              0                      62953                314763
   16612685             360                    358                      200268                     200268             First Lien              0                      50067                250335
   16612771             360                    357                      140000                     140000             First Lien              0                        0                     0
   16612833             360                    358                       78825                     78825              First Lien              0                        0                   98532
   16612853             360                    358                      253500                     253500             First Lien              0                      63300                316925
   16612856             360                    358                      252703                     252703             First Lien              0                      63175                315879
   16612866             360                    357                      119920                     119920             First Lien              0                        0                  149900
   16612868             360                    359                      432000                   429130.37            First Lien              0                      108000               540000
   16612908             360                    358                      198400                     198400             First Lien              0                        0                     0
   16612951             360                    358                      760000                   754979.77            First Lien              0                      142500                  0
   16612952             360                    358                      151200                     151200             First Lien              0                      37800                189000
   16613017             360                    358                      142650                     142650             First Lien              0                      35600                178350
   16613018             360                    358                      242960                   242664.59            First Lien              0                      60740                303700
   16613033             360                    358                       69750                    69749.96            First Lien              0                      23250                 93000
   16613035             360                    358                       72800                    72687.24            First Lien              0                      18200                 91000
   16613040             360                    358                      125520                     125520             First Lien              0                      31380                156900
   16613057             360                    358                      500000                     500000             First Lien              0                      125000               625000
   16613131             360                    358                      368000                     368000             First Lien              0                      92000                460000
   16613236             360                    358                      213750                     213700             First Lien              0                        0                     0
   16613240             360                    358                      236000                     236000             First Lien              0                        0                     0
   16613291             360                    358                      182780                     182680             First Lien              0                      45696                228476
   16613296             360                    358                      155200                     155200             First Lien              0                      38800                194000
   16615953             360                    359                      263300                     263300             First Lien              0                        0                  277184
   16616030             360                    359                      417000                     417000             First Lien              0                        0                  529509
   16616035             360                    358                      428000                     428000             First Lien              0                      107000               535000
   16616066             360                    358                      675000                     675000             First Lien              0                        0                     0
   16616220             360                    358                       59350                    59275.97            First Lien              0                      25400                 84800
   16616256             360                    358                      252092                     252092             First Lien              0                      63023                315115
   16616266             360                    358                      880000                     880000             First Lien              0                      165000               1100000
   16616324             360                    358                      192450                     192450             First Lien              0                      48100                240580
   16616475             360                    358                      200000                     200000             First Lien              0                      25000                250000
   16616526             360                    358                      182028                     182028             First Lien              0                      45507                227535
   16616557             360                    359                      117200                     117200             First Lien              0                      29300                146500
   16616558             360                    359                      117200                     117200             First Lien              0                      29300                146500
   16628724             360                    358                      281250                     281250             First Lien              0                      75000                   0
   16628772             360                    358                      147750                     147750             First Lien              0                      49250                197000
   16628959             360                    358                      117000                     117000             First Lien              0                      39000                156000
   16629171             360                    358                      132650                     132650             First Lien              0                      35400                176900
   16629193             360                    357                      168000                     168000             First Lien              0                      21000                   0
   16629260             360                    358                      178500                     178500             First Lien              0                      63750                255000
   16629264             360                    357                      142100                   141797.18            First Lien              0                      50750                203000
   16632257             360                    358                      217500                     217500             First Lien              0                      43500                290000
   16632320             360                    359                      456923                     456923             First Lien              0                      114230               571154
   16632339             360                    357                      169000                     169000             First Lien              0                      42250                211290
   16632343             360                    357                       91200                     91200              First Lien              0                      22800                114000
   16632358             360                    357                      382500                     382500             First Lien              0                      127500               510000
   16632362             360                    359                      198750                    198602.5            First Lien              0                        0                     0
   16632409             360                    358                      304000                     304000             First Lien              0                      76000                380000
   16632462             360                    357                      160500                     160500             First Lien              0                      40150                200650
   16632476             360                    357                      372000                     372000             First Lien              0                      93000                465000
   16632502             480                    358                      152000                    151879.7            First Lien              0                      38000                190000
   16632551             360                    357                      511900                     511900             First Lien              0                      127900               639990
   16632622             360                    358                      114800                   114262.64            First Lien              0                      28380                143500
   16632663             360                    358                      650000                     650000             First Lien              0                      197950               847975
   16632841             360                    358                      207200                     207200             First Lien              0                      38850                259000
   16633021             360                    358                      368000                     368000             First Lien              0                      92000                460000
   16633074             360                    358                      115200                     115200             First Lien              0                      14400                   0
   16633103             360                    358                      523986                     523986             First Lien              0                      130995               654983
   16634181             360                    358                      633814                     633814             First Lien              0                      150000               792268
   16634182             480                    358                      192800                   192672.08            First Lien              0                      48200                241000
   16634229             360                    358                      513750                     513750             First Lien              0                      137000               685000
   16634261             360                    358                      363300                   362687.83            First Lien              0                        0                     0
   16634266             360                    357                      300400                     300400             First Lien              0                      75100                375500
   16634316             360                    358                       79500                     79500              First Lien              0                      26500                106000
   16634323             360                    358                      721802                     721802             First Lien              0                      180451               902253
   16634446             360                    357                      376000                     376000             First Lien              0                      94000                470000
   16634547             360                    358                      292000                     292000             First Lien              0                      73000                365000
   16634600             360                    358                      116250                   116104.99            First Lien              0                        0                  155000
   16634694             360                    358                      165600                     165600             First Lien              0                      20700                207000
   16638204             360                    358                      368000                     368000             First Lien              0                      69000                460000
   16638294             360                    358                      420000                     420000             First Lien              0                        0                     0
   16638316             360                    357                      151040                     151040             First Lien              0                        0                  158990
   16638341             360                    358                      163500                     163500             First Lien              0                      40850                204436
   16638389             360                    358                      136800                   136451.61            First Lien              0                      34200                171000
   16638393             360                    358                      197360                     197360             First Lien              0                      49340                246700
   16638452             360                    358                      139352                     139352             First Lien              0                      26128                174190
   16638460             360                    358                      258392                    257934.8            First Lien              0                      64400                322990
   16638468             360                    359                      520000                     520000             First Lien              0                      97500                   0
   16638490             360                    358                      1000000                   1000000             First Lien              0                      282500               1350000
   16638510             360                    358                      148466                   148176.66            First Lien              0                      36048                185583
   16638518             360                    357                      269500                     269500             First Lien              0                      115500               385000
   16638522             360                    358                      329900                     329900             First Lien              0                      82515                412415
   16638546             360                    358                      153132                     153132             First Lien              0                      38283                191416
   16638571             360                    359                      532000                     532000             First Lien              0                        0                     0
   16638676             360                    358                      276640                     276640             First Lien              0                      69160                345800
   16638682             360                    358                      110400                     110400             First Lien              0                      27600                138000
   16638688             360                    359                      264800                     264800             First Lien              0                      66200                331005
   16638707             360                    358                      330892                     330892             First Lien              0                      41360                413615
   16638729             360                    358                      475920                     475920             First Lien              0                      118980               594900
   16638730             360                    358                      140800                     140800             First Lien              0                      35200                176000
   16638734             360                    358                       98800                     98800              First Lien              0                      24700                123599
   16638827             360                    359                      306900                     306900             First Lien              0                      76700                383662
   16638841             360                    358                      117600                     117400             First Lien              0                        0                  147000
   16638844             360                    358                      960000                     960000             First Lien              0                      240000               1200000
   16638863             360                    358                       67200                     67200              First Lien              0                      16800                 84000
   16638935             360                    358                       88400                    88289.73            First Lien              0                      22100                110500
   16638943             360                    358                      107600                     107600             First Lien              0                      26900                134500
   16638945             360                    358                      127500                     127500             First Lien              0                      42500                170000
   16640647             360                    358                      218050                     218050             First Lien              0                      40900                272600
   16640684             360                    358                      1200000                   1200000             First Lien              0                      400000               1600000
   16640718             360                    358                      223200                     223200             First Lien              0                        0                     0
   16640730             360                    358                      401262                     401262             First Lien              0                      100315               501578
   16640735             360                    358                      460400                     460400             First Lien              0                        0                     0
   16640766             360                    358                      576000                     576000             First Lien              0                      144000               720000
   16640768             360                    357                      210800                     210800             First Lien              0                      52700                263520
   16640777             360                    358                      108000                   107861.79            First Lien              0                      27000                135000
   16640796             360                    358                      240000                     240000             First Lien              0                      60000                300000
   16640802             360                    358                      120000                   119821.32            First Lien              0                      30000                   0
   16640841             360                    358                      209600                     209600             First Lien              0                      52400                   0
   16640856             360                    358                      181600                     181600             First Lien              0                      45400                227000
   16640935             360                    357                      739200                     739200             First Lien              0                      184800               927475
   16640995             360                    358                      292100                     292100             First Lien              0                      73000                365132
   16641005             360                    358                      123120                     123120             First Lien              0                      30780                153900
   16641017             360                    357                      326700                     326700             First Lien              0                      81700                408415
   16641034             360                    358                      143500                   143463.88            First Lien              0                      41000                   0
   16641093             360                    358                      143500                   143498.04            First Lien              0                      41000                   0
   16641130             360                    357                      132400                   132399.25            First Lien              0                      33100                165500
   16641143             360                    358                      245600                   245599.98            First Lien              0                      61400                307000
   16641146             360                    359                      651000                     651000             First Lien              0                      279000               930000
   16641161             360                    358                      124000                     124000             First Lien              0                      31000                155000
   16641167             360                    357                      173200                     173200             First Lien              0                      43300                216500
   16641179             360                    358                      340000                     340000             First Lien              0                      85000                425000
   16641185             360                    357                      341750                     341750             First Lien              0                      85400                427213
   16641252             360                    358                      188800                     188800             First Lien              0                      35400                   0
   16641326             360                    358                      222400                     222400             First Lien              0                      55600                278000
   16643550             360                    358                      161250                     161250             First Lien              0                      53750                215000
   16643593             360                    358                      212000                   211735.54            First Lien              0                      53000                265000
   16643620             360                    358                      235035                   234608.89            First Lien              0                        0                  293794
   16643662             360                    358                      108000                     108000             First Lien              0                      28800                144000
   16643666             360                    358                      116250                     116250             First Lien              0                      31000                155000
   16643671             360                    358                      188000                     188000             First Lien              0                      47000                235000
   16643675             360                    358                      119200                     119200             First Lien              0                      29800                149000
   16643748             360                    358                      352000                     352000             First Lien              0                        0                     0
   16643850             360                    358                      320000                   319558.11            First Lien              0                      80000                400000
   16643890             360                    359                      137000                     137000             First Lien              0                        0                  137000
   16643988             360                    358                      180750                     180750             First Lien              0                      22600                225990
   16644035             360                    359                      383353                     383353             First Lien              0                      95839                479192
   16644127             360                    359                      552000                     552000             First Lien              0                      138000               690000
   16644228             360                    358                      214100                     214100             First Lien              0                      91750                305898
   16645951             360                    358                      206000                   205722.62            First Lien              0                      51500                257500
   16645955             360                    358                      880000                     880000             First Lien              0                      165000                  0
   16646012             360                    358                      150400                   150197.48            First Lien              0                      37600                188000
   16646022             360                    358                      1427000                   1427000             First Lien              0                        0                     0
   16646048             360                    358                      247200                     247200             First Lien              0                      61800                309000
   16646104             360                    359                      2000000                   2000000             First Lien              0                      400000                  0
   16646145             360                    359                      900000                     900000             First Lien              0                      180000               1200000
   16646189             360                    357                      297000                     297000             First Lien              0                        0                  331000
   16646275             360                    358                      100875                    99630.66            First Lien              0                        0                  134500
   16646301             360                    358                      171184                     171184             First Lien              0                      32097                213980
   16646365             360                    358                      264000                     264000             First Lien              0                      66000                330000
   16646414             360                    358                      576000                     576000             First Lien              0                      144000               720000
   16646461             360                    358                      316000                     316000             First Lien              0                      39500                395000
   16646496             360                    358                      229050                     229050             First Lien              0                      76300                305431
   16646509             360                    358                      264200                     264200             First Lien              0                      88000                352367
   16646510             360                    359                      454000                     454000             First Lien              0                        0                     0
   16646527             360                    358                      202554                     202554             First Lien              0                      50639                253193
   16646558             360                    357                      359900                   359899.99            First Lien              0                      89950                449900
   16646566             360                    357                      232750                     232750             First Lien              0                      58150                290990
   16646574             360                    358                      502400                     502400             First Lien              0                      94200                628000
   16646588             360                    357                      473600                     473600             First Lien              0                      59200                592000
   16646624             480                    355                      336000                   335093.61            First Lien              0                      62500                   0
   16646625             360                    357                      264000                     264000             First Lien              0                      49500                330000
   16646637             360                    357                      564600                     564600             First Lien              0                      141150               705756
   16646649             360                    353                      348750                   347520.31            First Lien              0                      93000                465000
   16646666             360                    357                      503150                     503150             First Lien              0                      125800               628950
   16648328             360                    358                      352000                     352000             First Lien              0                        0                     0
   16648333             360                    358                      468435                     468435             First Lien              0                      117108               585544
   16648446             360                    358                      140000                    139999.5            First Lien              0                      30000                   0
   16648478             360                    358                      319000                   318724.03            First Lien              0                        0                  319000
   16648486             360                    358                      260000                     260000             First Lien              0                      65000                325000
   16648489             360                    358                      139200                   139012.56            First Lien              0                      34800                174000
   16648490             360                    358                      248000                     248000             First Lien              0                        0                  310000
   16648492             360                    358                      250320                     250320             First Lien              0                      62580                312900
   16648514             360                    358                      185000                     185000             First Lien              0                        0                  270000
   16648646             360                    358                       59250                     59250              First Lien              0                      19750                 79000
   16648675             360                    359                      556000                     556000             First Lien              0                        0                  695000
   16648692             360                    358                      209080                     209080             First Lien              0                      26130                261354
   16648915             360                    358                       98100                     98100              First Lien              0                      25050                123990
   16648939             360                    358                      168016                   168015.44            First Lien              0                      37804                210020
   16648950             360                    358                      319992                     319992             First Lien              0                      79998                399990
   16649122             360                    358                      490232                   488924.71            First Lien              0                      122558               612791
   16649130             360                    358                      144000                     144000             First Lien              0                      36000                180000
   16649146             360                    358                      238230                     238230             First Lien              0                        0                  238230
   16649202             360                    357                      219424                     219399             First Lien              0                      41142                274280
   16649969             360                    357                      181179                     181179             First Lien              0                      22647                226474
   16649983             360                    357                      183742                     183742             First Lien              0                      45935                229678
   16649996             360                    358                      304000                     304000             First Lien              0                      76000                   0
   16650006             360                    358                      135000                     135000             First Lien              0                      27000                180000
   16650026             360                    356                      434400                     434400             First Lien              0                        0                     0
   16650034             360                    358                      148000                     148000             First Lien              0                      37000                185000
   16650104             360                    358                      1000000                   1000000             First Lien              0                      350000               1350170
   16650142             360                    359                       73600                    73550.62            First Lien              0                      18400                 92000
   16650153             360                    358                       94360                     94360              First Lien              0                      40440                134800
   16650163             360                    359                      413000                     413000             First Lien              0                        0                     0
   16650165             360                    357                      1118600                   1118600             First Lien              0                      399500               1598000
   16650324             360                    358                       49200                     49200              First Lien              0                      12300                 61500
   16650346             360                    358                      208000                     208000             First Lien              0                      52000                260000
   16650359             360                    358                      265153                     265153             First Lien              0                      66288                331442
   16650368             360                    358                      154088                     154088             First Lien              0                      28891                192610
   16650395             360                    358                       99900                     99900              First Lien              0                      33400                133330
   16650417             360                    358                      249227                     249227             First Lien              0                      62306                311534
   16650473             360                    359                      1162500                   1162500             First Lien              0                        0                     0
   16650476             360                    358                       93660                    93533.9             First Lien              0                      31220                124880
   16650478             360                    358                      508000                     508000             First Lien              0                      127000               635000
   16650483             360                    358                       84909                    84794.68            First Lien              0                      28303                113213
   16650606             360                    358                      375200                     375200             First Lien              0                      70350                469000
   16651152             360                    358                      172800                     172800             First Lien              0                      21600                216000
   16651177             360                    359                       97799                    97714.8             First Lien              0                      25001                123000
   16651262             360                    358                       95000                    94965.86            First Lien              0                        0                   95000
   16651287             360                    358                      336000                     336000             First Lien              0                      42000                   0
   16651369             360                    358                      200000                     200000             First Lien              0                        0                     0
   16651413             360                    358                      103920                   103757.37            First Lien              0                      25980                129900
   16651512             360                    358                      184666                     184666             First Lien              0                      46167                230833
   16651522             360                    358                      162800                     162800             First Lien              0                      57200                220000
   16651566             360                    358                      136627                   136580.03            First Lien              0                      34156                170784
   16651739             360                    358                      581250                     581250             First Lien              0                      193750               775000
   16651756             360                    358                      1742000                  1739771.39           First Lien              0                      402000               2680000
   16651805             360                    359                      274500                   274320.44            First Lien              0                        0                  305000
   16651850             360                    358                      160000                     160000             First Lien              0                      40000                200000
   16653716             360                    359                      608000                     608000             First Lien              0                        0                  760000
   16653763             360                    358                      670000                     670000             First Lien              0                        0                     0
   16653769             360                    358                      103500                   103370.89            First Lien              0                      25850                129400
   16653943             360                    358                       51350                    51267.64            First Lien              0                      23700                 79000
   16653977             360                    359                      184500                     184500             First Lien              0                        0                  184500
   16654001             360                    356                      520000                   519743.96            First Lien              0                      97500                   0
   16654017             360                    358                      272000                     272000             First Lien              0                      51000                340000
   16654124             360                    358                      1123125                   1123125             First Lien              0                      374375               1497500
   16654130             360                    358                      328000                     328000             First Lien              0                        0                     0
   16654170             360                    358                      649450                     649450             First Lien              0                      81150                811830
   16654181             360                    358                      168000                     168000             First Lien              0                      42000                210000
   16654225             360                    358                      140000                     140000             First Lien              0                        0                  140000
   16654316             360                    358                      136000                     136000             First Lien              0                      34000                170000
   16654329             360                    358                      222400                     222400             First Lien              0                      55600                278000
   16654384             360                    357                      455500                     455500             First Lien              0                      56900                609548
   16654386             360                    359                      284000                     284000             First Lien              0                      71000                355000
   16655951             360                    358                      402000                     402000             First Lien              0                        0                     0
   16655970             360                    359                      135000                     135000             First Lien              0                        0                  135000
   16655971             360                    358                      301550                     301550             First Lien              0                      75350                376965
   16656014             360                    358                      509300                     508300             First Lien              0                        0                  783548
   16656021             360                    359                      1500000                   1500000             First Lien              0                      440335               2042467
   16656036             360                    358                      278358                    278262.8            First Lien              0                      69589                347984
   16656074             360                    358                      708557                   707578.56            First Lien              0                      177139               885697
   16656119             360                    358                      243568                     243568             First Lien              0                      60892                304460
   16656133             360                    358                      416500                     416500             First Lien              0                      108500               525000
   16656182             360                    358                      169282                     169282             First Lien              0                      56427                225710
   16656186             360                    358                      209500                     209500             First Lien              0                        0                  209500
   16656367             360                    358                      880400                     880400             First Lien              0                      165075               1100500
   16656422             360                    358                      214500                     214500             First Lien              0                      99000                   0
   16656468             360                    358                      626400                   625577.73            First Lien              0                      150000               783000
   16656496             360                    358                      413990                     413990             First Lien              0                        0                  413990
   16656569             360                    358                      573750                     573750             First Lien              0                      191250               765000
   16656603             360                    359                      292000                     292000             First Lien              0                      62050                   0
   16656610             360                    358                      240000                     240000             First Lien              0                      64000                320000
   16656641             360                    358                      197550                   197290.68            First Lien              0                      24650                247878
   16656642             360                    358                      196000                     196000             First Lien              0                      49000                245000
   16656644             360                    358                      421940                     421940             First Lien              0                      105485               527426
   16656816             360                    358                      375000                     375000             First Lien              0                        0                  375000
   16656826             360                    358                      296000                     296000             First Lien              0                      74000                370000
   16656854             360                    358                      296000                     296000             First Lien              0                        0                     0
   16656951             360                    358                      170216                     170216             First Lien              0                      42555                212771
   16657006             360                    358                      797202                     797202             First Lien              0                      199300               996503
   16658379             480                    358                      180000                   179880.57            First Lien              0                      45000                225000
   16658420             360                    358                      182332                     182332             First Lien              0                      22792                227916
   16658449             360                    358                      185250                   184974.18            First Lien              0                      49400                   0
   16658571             360                    358                      137900                   137699.75            First Lien              0                        0                  137900
   16658578             360                    359                      329600                     329600             First Lien              0                      82400                412000
   16658625             360                    359                      297264                     297264             First Lien              0                      37158                371580
   16658644             360                    358                      399000                     399000             First Lien              0                      74800                498801
   16658666             360                    359                      440000                     440000             First Lien              0                      27500                   0
   16658678             360                    359                      232000                     232000             First Lien              0                        0                     0
   16658680             360                    358                      437600                     437600             First Lien              0                      109400               547000
   16658802             360                    358                      436389                     436389             First Lien              0                      81823                545487
   16658842             360                    358                      521700                     521700             First Lien              0                      130400               652165
   16658930             360                    358                      150000                     150000             First Lien              0                        0                  150000
   16658950             360                    359                      580000                     580000             First Lien              0                      145000               725000
   16659032             360                    359                      409425                    409424.7            First Lien              0                      81885                545900
   16659167             360                    359                       80100                     80100              First Lien              0                        0                   89000
   16659197             360                    359                      602272                     602272             First Lien              0                        0                  669192
   16659214             360                    358                      165329                     165329             First Lien              0                      41333                206662
   16661977             360                    358                      316000                     316000             First Lien              0                      79000                395000
   16661997             360                    358                      107160                     107160             First Lien              0                      26790                   0
   16662015             360                    358                      156000                    155743.1            First Lien              0                      39000                195000
   16662069             360                    358                      141450                     141450             First Lien              0                      26500                176825
   16662070             360                    358                      879950                     879950             First Lien              0                      109950               1100950
   16662081             360                    358                      1399500                   1399500             First Lien              0                      250000                  0
   16662106             360                    358                      320000                     320000             First Lien              0                      40000                   0
   16662157             360                    359                      330000                     330000             First Lien              0                        0                  330000
   16662188             360                    359                      192952                     192952             First Lien              0                      48238                241190
   16662220             360                    359                      872000                     872000             First Lien              0                      218000               1090000
   16662244             360                    358                      464000                   463573.91            First Lien              0                      116000               580000
   16662259             360                    357                      156588                     156588             First Lien              0                      39147                195735
   16662324             360                    358                      484250                     484250             First Lien              0                        0                     0
   16662330             360                    358                      416000                     416000             First Lien              0                        0                     0
   16662341             360                    358                      416000                     416000             First Lien              0                        0                     0
   16662373             360                    358                       56000                     56000              First Lien              0                      10500                 70000
   16662378             360                    358                      823200                     823200             First Lien              0                      200000               1029000
   16662452             360                    358                      600000                   599084.07            First Lien              0                        0                     0
   16662454             360                    358                      144000                     144000             First Lien              0                      27000                180000
   16662458             360                    359                      650000                     650000             First Lien              0                      130900                  0
   16662517             360                    359                      154600                     154600             First Lien              0                        0                  154633
   16662594             360                    359                      451920                     451920             First Lien              0                      112980               564900
   16662619             360                    358                      390000                     390000             First Lien              0                        0                     0
   16662701             360                    358                      272000                     272000             First Lien              0                      34000                   0
   16663714             360                    358                      322425                     322425             First Lien              0                      85950                429900
   16663756             360                    358                      487000                     487000             First Lien              0                        0                     0
   16663762             360                    359                      700000                     700000             First Lien              0                      131150                  0
   16663835             360                    358                      539000                     539000             First Lien              0                        0                     0
   16663840             360                    359                      142800                   142474.24            First Lien              0                      35700                178500
   16663847             360                    357                      180000                     180000             First Lien              0                      45000                225000
   16663915             360                    358                      181726                     181726             First Lien              0                      45431                227158
   16663935             360                    357                      200000                   199999.99            First Lien              0                        0                     0
   16663962             360                    359                      316000                     316000             First Lien              0                      79000                   0
   16663971             360                    359                      228000                     228000             First Lien              0                        0                     0
   16663988             360                    359                      460000                     460000             First Lien              0                      115000               575000
   16664042             360                    357                      173400                   173065.99            First Lien              0                        0                  173400
   16664087             360                    358                      750000                     750000             First Lien              0                      250000                  0
   16664194             360                    358                      1324600                   1324600             First Lien              0                      264900               1766153
   16664225             360                    359                      459600                   459291.62            First Lien              0                      114900               574500
   16664319             360                    359                      312600                     312600             First Lien              0                        0                  312629
   16664326             480                    358                      280000                   279807.49            First Lien              0                      70000                350000
   16664358             360                    357                      135500                   135445.97            First Lien              0                        0                     0
   16664436             360                    359                      395246                     395246             First Lien              0                        0                  395246
   16665494             360                    358                      372792                     372792             First Lien              0                      93198                465990
   16665527             360                    359                       76000                     76000              First Lien              0                        0                   76000
   16665551             360                    358                      111100                     111100             First Lien              0                      27750                138900
   16665556             360                    358                      1391400                   1391400             First Lien              0                      350000               1855357
   16665728             360                    358                      604000                     604000             First Lien              0                      151000               755000
   16665768             360                    359                      143187                     143187             First Lien              0                        0                  178984
   16665833             360                    359                      436000                     436000             First Lien              0                      109000               545000
   16665921             360                    359                      145100                     145100             First Lien              0                      29050                193500
   16665932             360                    358                      166400                     166400             First Lien              0                      41600                208000
   16665985             360                    359                      452981                     452981             First Lien              0                      113245               566227
   16665995             360                    359                      479419                     479419             First Lien              0                      119854               599274
   16666010             360                    359                       96000                    95938.78            First Lien              0                      24000                120000
   16666041             360                    359                      431910                     431910             First Lien              0                      107977               539888
   16666045             360                    359                      460008                     460008             First Lien              0                      153336               613345
   16666842             360                    358                      132050                     132050             First Lien              0                      37740                188700
   16666851             360                    358                      136350                     136350             First Lien              0                      38964                194820
   16666955             360                    358                      123642                   123401.03            First Lien              0                      30910                154553
   16667002             360                    359                      265000                     265000             First Lien              0                        0                  265000
   16667004             360                    359                      236000                     236000             First Lien              0                      59000                295000
   16667241             360                    359                      320000                     320000             First Lien              0                      80000                   0
   16667245             360                    358                      288000                     288000             First Lien              0                      54000                360000
   16667279             360                    358                      131000                     131000             First Lien              0                        0                  131000
   16667282             360                    359                      123120                     123120             First Lien              0                      30780                153900
   16667303             360                    359                      704000                     704000             First Lien              0                      176000               880000
   16667331             360                    358                      348000                     348000             First Lien              0                      87000                435000
   16667440             360                    357                      322712                     322712             First Lien              0                      80678                403390
   16670247             360                    359                      176804                   176712.34            First Lien              0                        0                  176804
   16670260             360                    358                      540000                     540000             First Lien              0                      100000               675000
   16670279             360                    358                      154700                     154700             First Lien              0                      66300                221000
   16670286             360                    359                      1239095                   1239095             First Lien              0                      247819               1652127
   16670372             480                    359                      260800                    260725.3            First Lien              0                      65200                326000
   16670395             360                    357                      303200                     303200             First Lien              0                      75800                379000
   16670399             360                    357                      181172                     181172             First Lien              0                      45293                226465
   16670471             360                    358                      140800                     140800             First Lien              0                      26400                176000
   16670576             360                    359                      504000                   503644.28            First Lien              0                      126000               630000
   16670663             360                    359                      184000                     184000             First Lien              0                      34500                230000
   16670668             360                    359                      440000                     440000             First Lien              0                      110000               550000
   16670675             360                    359                      300000                     300000             First Lien              0                      75000                375000
   16670758             360                    359                      600000                     600000             First Lien              0                      150000               750000
   16670780             360                    359                      176000                     176000             First Lien              0                      44000                220000
   16670812             360                    357                      279920                     279920             First Lien              0                      69980                349900
   16670820             360                    359                      439950                     439950             First Lien              0                      109950               549990
   16670821             360                    358                      200000                     200000             First Lien              0                        0                     0
   16670857             360                    358                       92000                     92000              First Lien              0                      17250                115000
   16670874             360                    358                      252000                     252000             First Lien              0                        0                     0
   16670883             360                    359                      254250                     254250             First Lien              0                        0                  254250
   16670906             360                    359                      277305                   277109.28            First Lien              0                        0                  291900
   16670909             360                    359                      250176                   250172.59            First Lien              0                      62544                312721
   16670982             360                    359                      224000                     224000             First Lien              0                      42000                280000
   16670988             360                    357                      458000                   457967.08            First Lien              0                      114500               572500
   16672349             360                    358                      112000                     112000             First Lien              0                      14000                140000
   16672593             360                    359                      920000                     920000             First Lien              0                      230000               1150000
   16672694             360                    359                      420000                   419732.18            First Lien              0                      78750                   0
   16672725             360                    359                      1162500                   1162500             First Lien              0                      387500               1550000
   16672764             360                    358                      760000                     760000             First Lien              0                      190000               950000
   16672787             360                    359                      205000                     205000             First Lien              0                        0                  205000
   16672816             360                    359                      493177                     493177             First Lien              0                      92470                616472
   16672850             360                    359                      123600                   123519.14            First Lien              0                      30900                154500
   16672866             360                    359                      117800                   117722.94            First Lien              0                      29450                147250
   16672871             360                    359                      122800                   122719.67            First Lien              0                      30700                153500
   16672902             360                    359                      188000                   187880.12            First Lien              0                      47000                235000
   16672930             360                    359                      1000000                   1000000             First Lien              0                      377500               1450000
   16673020             360                    359                      221200                   221055.31            First Lien              0                      55300                276500
   16673050             360                    359                      535000                     535000             First Lien              0                        0                     0
   16673067             360                    358                      418450                     418450             First Lien              0                        0                 538547.42
   16673286             360                    359                      1560000                   1560000             First Lien              0                      439000                  0
   16674014             360                    358                      140750                     140750             First Lien              0                      35200                175990
   16674040             360                    357                      916000                     916000             First Lien              0                        0                  1173000
   16674115             360                    359                      479950                     479950             First Lien              0                      119950               599972
   16674159             360                    359                      444000                     444000             First Lien              0                      111000               555000
   16674182             360                    359                      442049                     442049             First Lien              0                      110512               552562
   16674187             360                    359                      609930                     609930             First Lien              0                      152482               762413
   16674199             360                    359                      147756                     147756             First Lien              0                      36939                184695
   16674236             360                    359                      792000                     792000             First Lien              0                      198000               990000
   16674246             360                    359                      261000                    260811.1            First Lien              0                        0                  274900
   16674377             360                    357                      711200                    710025.8            First Lien              0                      133350               889000
   16674583             360                    359                      640000                     640000             First Lien              0                      160000               800000
   16674590             360                    358                       98889                     98889              First Lien              0                        0                  123612
   16674637             360                    358                      584000                     584000             First Lien              0                      73000                730000
   16674687             360                    359                      288750                     288750             First Lien              0                        0                     0
   16674723             360                    359                      568000                     568000             First Lien              0                      142000               710000
   16674750             360                    359                      177600                     177600             First Lien              0                      44400                222000
   16676496             360                    358                      442000                   441308.31            First Lien              0                        0                  527342
   16676519             360                    359                       92320                     92320              First Lien              0                      23080                115400
   16676553             360                    359                      422250                     422250             First Lien              0                      140750               563000
   16676578             360                    358                      140800                     140800             First Lien              0                      35200                176110
   16676720             360                    359                      338800                     338800             First Lien              0                      84700                423500
   16676750             360                    359                      196000                     196000             First Lien              0                      49000                245000
   16676752             360                    359                      321640                     321640             First Lien              0                      80411                402051
   16676791             360                    359                      151992                     151992             First Lien              0                      37998                189990
   16676830             360                    359                      480000                     480000             First Lien              0                      120000               600000
   16676834             360                    359                      194000                     194000             First Lien              0                      26500                   0
   16676878             360                    359                       99000                     99000              First Lien              0                        0                   99000
   16676892             360                    358                      117252                   117063.91            First Lien              0                      29053                146565
   16676895             360                    358                      243484                     243484             First Lien              0                      60871                304355
   16680058             360                    358                      840000                     840000             First Lien              0                      52500                   0
   16680107             360                    359                      462350                     462350             First Lien              0                      86650                577990
   16680160             360                    359                      388000                     388000             First Lien              0                      97000                540750
   16680196             360                    358                      109600                     109600             First Lien              0                      27400                137000
   16680204             360                    357                      175920                     175920             First Lien              0                      43980                219900
   16680246             360                    357                      360000                   359999.99            First Lien              0                      45000                457500
   16680338             360                    359                      700137                     700137             First Lien              0                      175035               888500
   16680344             360                    359                      960000                     960000             First Lien              0                        0                     0
   16680384             360                    358                      260000                   259561.89            First Lien              0                      65000                   0
   16680421             360                    359                      2000000                   2000000             First Lien              0                        0                     0
   16680466             360                    359                      348000                     348000             First Lien              0                      87000                435000
   16680661             360                    359                      520000                     520000             First Lien              0                      130000               650000
   16680693             360                    359                      805000                     805000             First Lien              0                      278500               1150000
   16680728             360                    351                      560000                   559929.32            First Lien              0                        0                     0
   16681293             360                    356                      211200                     211200             First Lien              0                      39600                   0
   16681333             360                    359                      230000                     230000             First Lien              0                        0                     0
   16681342             360                    359                      547500                     547500             First Lien              0                      96000                   0
   16681364             360                    359                      508000                     508000             First Lien              0                      127000               635000
   16681495             360                    359                      220000                     220000             First Lien              0                      10000                   0
   16681559             360                    359                       52500                     52500              First Lien              0                      15000                   0
   16681565             360                    359                       56000                     56000              First Lien              0                      16000                   0
   16681569             360                    355                      212800                     212800             First Lien              0                        0                     0
   16681590             360                    359                      240000                     240000             First Lien              0                      30000                300000
   16681592             360                    359                      792000                     792000             First Lien              0                      198000               990000
   16681627             360                    359                      376151                     376151             First Lien              0                      31000                470189
   16681637             360                    359                      249900                   249736.53            First Lien              0                        0                  249900
   16681736             360                    359                      339990                     339990             First Lien              0                        0                  339990
   16681740             360                    358                      132000                   131760.69            First Lien              0                      24750                165000
   16681741             360                    359                       61200                    61160.97            First Lien              0                      15300                 76500
   16681745             360                    358                      260000                   259551.02            First Lien              0                      65000                   0
   16681764             360                    359                      234000                     234000             First Lien              0                      58500                292500
   16681771             360                    359                      119920                   119841.55            First Lien              0                      29980                149900
   16681831             360                    359                      271000                     271000             First Lien              0                        0                  271000
   16681859             360                    359                      220000                     220000             First Lien              0                      55000                275000
   16684087             360                    358                      466472                     466472             First Lien              0                      87463                583090
   16684098             360                    359                      1050000                   1050000             First Lien              0                      350000               1400000
   16684151             480                    359                      372000                   371853.22            First Lien              0                      93000                465000
   16684165             480                    359                      233600                   233535.47            First Lien              0                      58400                292000
   16684192             360                    358                      159750                     159750             First Lien              0                      53250                213000
   16684195             360                    359                      273150                     273150             First Lien              0                        0                  303500
   16684207             360                    359                      1050000                   1050000             First Lien              0                      350000               1400000
   16684439             360                    359                      221100                     221100             First Lien              0                        0                     0
   16684520             360                    359                      547200                     547200             First Lien              0                      136800               684000
   16684558             480                    359                      409500                   409349.38            First Lien              0                        0                     0
   16684570             360                    359                      573750                     573750             First Lien              0                      191250               765000
   16684584             360                    359                      348000                     348000             First Lien              0                      47850                   0
   16684594             360                    358                      136850                     136850             First Lien              0                      58650                195500
   16684688             480                    359                      313600                   313467.34            First Lien              0                      78400                392000
   16684743             360                    359                      966750                     966750             First Lien              0                      257800               1289000
   16684793             360                    359                      152000                     152000             First Lien              0                      19000                190000
   16685761             360                    359                      336000                     336000             First Lien              0                      84000                   0
   16685796             360                    359                      2000000                   2000000             First Lien              0                        0                     0
   16685804             360                    359                      348000                     348000             First Lien              0                      65250                   0
   16685830             360                    358                      588000                     588000             First Lien              0                      147000               735000
   16685847             360                    359                      300000                     300000             First Lien              0                      75000                375000
   16685896             360                    359                      245000                     245000             First Lien              0                        0                  245000
   16685930             360                    359                      247900                     247900             First Lien              0                      30950                309900
   16686029             480                    359                      172000                   171948.92            First Lien              0                        0                     0
   16686033             480                    358                      127200                   127046.67            First Lien              0                        0                     0
   16686063             360                    358                      304000                     304000             First Lien              0                      76000                   0
   16686078             360                    359                      680000                     680000             First Lien              0                        0                     0
   16686138             360                    358                      920000                     920000             First Lien              0                      230000               1150000
   16686176             360                    359                      524000                     524000             First Lien              0                      131000               655000
   16686215             360                    358                      315000                     315000             First Lien              0                      90000                   0
   16686247             360                    359                      574250                     574250             First Lien              0                      143550               717860
   16686248             360                    358                      750000                     750000             First Lien              0                        0                     0
   16686351             360                    359                      796886                     796886             First Lien              0                      212503               1062515
   16688060             360                    359                      168750                     168750             First Lien              0                      21000                   0
   16688077             360                    358                      540000                     540000             First Lien              0                      100000               675000
   16688201             360                    359                      194400                     194400             First Lien              0                      48600                243000
   16688258             360                    359                       72000                    71940.98            First Lien              0                      13500                 90000
   16688265             360                    356                      252000                   251300.61            First Lien              0                      63000                315000
   16688306             360                    359                      696000                     696000             First Lien              0                      174000               870000
   16688332             360                    359                      960000                     960000             First Lien              0                      192000                  0
   16688378             360                    359                      500000                   499647.11            First Lien              0                        0                     0
   16688498             360                    357                       76600                    76470.88            First Lien              0                        0                   95750
   16688537             360                    359                      196000                     196000             First Lien              0                        0                     0
   16692153             360                    357                      120000                     120000             First Lien              0                      15000                   0
   16692408             360                    357                      144800                     144800             First Lien              0                      27150                181000
   16692435             360                    359                      110500                   110402.52            First Lien              0                        0                     0
   16692464             360                    359                      295000                     295000             First Lien              0                        0                  295000
   16692493             360                    359                      228000                     228000             First Lien              0                        0                  228000
   16692529             360                    359                      650000                     650000             First Lien              0                        0                     0
   16692654             360                    358                      388000                     388000             First Lien              0                      97000                485000
   16692664             360                    359                      113600                     113600             First Lien              0                      14200                   0
   16692711             360                    359                      528000                     528000             First Lien              0                      132000               660000
   16693428             360                    358                      650000                     650000             First Lien              0                        0                  1000000
   16693455             360                    357                      650000                     650000             First Lien              0                      165950               815955
   16693477             360                    359                      628000                   627567.81            First Lien              0                      112000                  0
   16693665             360                    359                      600000                     600000             First Lien              0                      75000                750000
   16693794             360                    359                      363200                     363200             First Lien              0                      90800                454000
   16693809             360                    359                      157401                     157401             First Lien              0                        0                  174890
   16693867             360                    359                      115000                     115000             First Lien              0                        0                     0
   16693947             360                    359                      428000                     428000             First Lien              0                      107000               535000
   16696047             360                    359                      130000                   129927.12            First Lien              0                        0                  130000
   16696050             360                    358                      587992                     587992             First Lien              0                        0                  734990
   16696207             360                    359                      200000                     200000             First Lien              0                        0                     0
   16696234             360                    359                      183900                     183900             First Lien              0                      46000                229900
   16696242             360                    359                      409800                     409800             First Lien              0                      102400               512346
   16696542             480                    359                      472000                   471800.34            First Lien              0                        0                  590000
   16696549             360                    359                      368000                     368000             First Lien              0                      92000                460000
   16697476             360                    358                      271900                     271900             First Lien              0                      67950                339900
   16697593             360                    359                      135200                     135200             First Lien              0                      33800                169000
   16697666             360                    359                       63920                    63880.27            First Lien              0                      15980                 79900
   16146824             360                    344                      206400                   205012.28            First Lien              0                      38700                258000
   16234708             360                    353                      204960                   204957.47            First Lien              0                      51240                256200
   16292046             360                    353                      693000                     693000             First Lien              0                      198000                  0
   16292066             360                    352                      1950000                   1950000             First Lien              0                      450000               3050000
   16710949             360                    359                      365600                     365600             First Lien              0                      91400                457000
   16710985             360                    359                      191920                     191920             First Lien              0                        0                  239900
   16539918             360                    358                      115500                   115440.46            First Lien              0                      33000                165000
   16348970             360                    355                      176130                     176130             First Lien              0                        0                  195700
   16567293             360                    358                      105600                     105600             First Lien              0                      19800                132000
   16571296             360                    358                      240000                   239624.41            First Lien              0                      60000                   0
   16574694             360                    358                      204800                     204800             First Lien              0                      51200                256000
   16593701             360                    358                      1249590                   1249591             First Lien              0                      333224               1666121
   16594467             360                    358                      464000                   463375.25            First Lien              0                      87000                   0
   16649293             360                    350                      600000                   586279.77            First Lien              0                      200000               1082080
   16649299             360                    354                      204000                     204000             First Lien              0                      51000                   0
   16649301             360                    355                      356000                     356000             First Lien              0                        0                     0
   16649303             360                    355                      205000                   203665.36            First Lien              0                        0                  205000
   16649307             360                    354                      130000                   129351.27            First Lien              0                      50000                200000
   16649312             360                    355                      184800                     184800             First Lien              0                        0                     0
   16649318             360                    355                      426000                     426000             First Lien              0                        0                     0
   16649322             360                    355                      500000                     500000             First Lien              0                      125000               625000
   16649324             360                    355                      564400                     564400             First Lien              0                      105800               705511
   16649325             360                    355                      154100                     154100             First Lien              0                      28850                192665
   16649326             360                    355                      124000                     124000             First Lien              0                        0                  155000
   16649328             360                    355                      283200                   283199.98            First Lien              0                     50344.9               354000
   16649331             360                    355                       84100                    83751.27            First Lien              0                      24050                120200
   16649334             360                    355                      1000000                  995750.97            First Lien              0                        0                  1500000
   16649336             360                    356                      162400                     162400             First Lien              0                      20300                203000
   16649337             360                    356                      135000                     135000             First Lien              0                        0                  168765
   16649338             360                    356                      534500                     534500             First Lien              0                      100221               668145
   16649341             360                    350                       85600                     85600              First Lien              0                        0                  107000
   16649342             360                    350                       85600                     85600              First Lien              0                        0                  107000
   16649343             360                    350                       85600                     85600              First Lien              0                        0                  107000
   16649346             360                    355                      173800                     173800             First Lien              0                        0                  183000
   16649309             360                    355                       58900                    58692.76            First Lien              0                        0                   62000
   16339733             360                    355                      109500                   109497.79            First Lien              0                      36500                146000
   16339815             360                    355                      506072                    504307.6            First Lien              0                        0                  632590
   16342038             360                    356                      160000                     160000             First Lien              0                      40000                200000
   16318687             360                    354                      390000                   389844.19            First Lien              0                        0                     0
   16321474             360                    353                      147805                     147805             First Lien              0                      52788                211150
   16321481             360                    355                      104000                     104000             First Lien              0                      26000                130000
   16318632             360                    354                      108000                     108000             First Lien              0                      27000                135000
   16322996             360                    355                      318500                     318500             First Lien              0                        0                     0
   16343880             360                    356                       68000                     68000              First Lien              0                        0                     0
   16345837             360                    355                      379544                     379544             First Lien              0                      94886                474430
   16315011             360                    354                      197200                    197199.6            First Lien              0                      49300                246500
   16315054             360                    354                      272000                     272000             First Lien              0                      68000                340000
   16392409             360                    357                      387000                     247000             First Lien              0                      63000                483767
   16392468             360                    357                      252000                   251992.39            First Lien              0                      57980                   0
   16392279             360                    358                       30000                    29962.57            First Lien              0                       7500                   0
   16392292             360                    358                       30500                    30228.51            First Lien              0                       7500                   0
   16392302             360                    358                       28500                    28347.98            First Lien              0                       7500                   0
   16387573             360                    351                       85600                     85600              First Lien              0                        0                  107430
   16388736             360                    355                      404000                     404000             First Lien              0                      101000               505000
   16388813             360                    356                      124000                   123718.83            First Lien              0                      23250                155000
   16387433             360                    355                      405000                     405000             First Lien              0                      101253               506261
   16387111             360                    356                      194488                   193890.54            First Lien              0                      36466                243110
   16384261             360                    354                      188000                     188000             First Lien              0                      47000                235000
   16384292             360                    355                      194400                     194400             First Lien              0                      48600                243000
   16784865             360                    360                       82400                     82400              First Lien              0                      20600                103000
   16718697             360                    359                       89040                     89040              First Lien              0                      38160                127200
   16718712             360                    359                      306320                     306320             First Lien              0                      76580                382900
   16718737             360                    358                       76000                    75941.26            First Lien              0                      19000                 95000
   16718790             360                    359                      388000                     388000             First Lien              0                      97000                485000
   16721882             360                    359                      1050000                   1050000             First Lien              0                      182000                  0
   16721945             360                    359                      318400                     318400             First Lien              0                      79600                398000
   16723115             360                    359                      107000                     107000             First Lien              0                        0                  107000
   16395666             360                    357                      206179                     206179             First Lien              0                      51544                257724
   16377122             360                    356                      152000                   151627.74            First Lien              0                        0                     0
   16713969             360                    359                      292720                     292720             First Lien              0                      73180                365900
   16383989             360                    355                       83200                    83197.58            First Lien              0                      15600                104000
   16292055             360                    354                      476000                     476000             First Lien              0                      150000               680501
   16292061             360                    353                      462000                     462000             First Lien              0                      132000               660000
   16292138             360                    353                      315050                     315050             First Lien              0                      112500               450139
   16244546             360                    353                      585000                   580455.67            First Lien              0                      117000               780000
   16232928             360                    353                      192000                   191994.97            First Lien              0                      48000                240000
   16234495             360                    353                      324532                     324532             First Lien              0                      40566                405665
   16234618             360                    353                      275455                   275454.63            First Lien              0                      68863                344319
   16697600             360                    359                      496000                     496000             First Lien              0                        0                     0
   16697603             360                    359                      318000                     318000             First Lien              0                        0                     0
   16697382             360                    359                      140140                     140140             First Lien              0                      35035                175175
   16697394             360                    359                      288000                   287816.35            First Lien              0                      72000                360000
   16697397             360                    359                      308000                    307803.6            First Lien              0                      77000                385000
   16696289             360                    359                      163920                     163920             First Lien              0                        0                  163920
   16694012             360                    359                       74750                     74750              First Lien              0                        0                   74750
   16694035             360                    359                      488000                   487655.58            First Lien              0                      91500                610000
   16696124             360                    359                      179500                   179418.45            First Lien              0                        0                  179500
   16696247             360                    359                      315000                     315000             First Lien              0                        0                  315000
   16693884             360                    359                      181250                    181108.6            First Lien              0                      45300                226600
   16693771             360                    359                      920000                     920000             First Lien              0                      230000               1150000
   16693773             360                    359                      494400                     494400             First Lien              0                      123600               618000
   16693799             360                    359                      464633                     464633             First Lien              0                      116158               580792
   16693845             360                    359                      178500                   178353.69            First Lien              0                        0                     0
   16693857             360                    359                       58100                    58062.95            First Lien              0                      19400                 77500
   16693864             360                    359                      611700                     611700             First Lien              0                        0                  611725
   16693946             360                    359                      238000                     238000             First Lien              0                        0                  238000
   16693995             360                    359                      240000                     240000             First Lien              0                      60000                300000
   16692670             360                    359                      108000                     108000             First Lien              0                        0                     0
   16693352             360                    358                      387500                     387500             First Lien              0                      96850                484395
   16693372             360                    356                      126000                     126000             First Lien              0                        0                  126000
   16693381             360                    358                      379950                     379950             First Lien              0                        0                  379990
   16693409             360                    358                      483850                     483850             First Lien              0                        0                  604817
   16693413             360                    358                      398050                     398050             First Lien              0                      132650               530735
   16693443             360                    358                      259600                     259600             First Lien              0                      65000                325000
   16693444             360                    358                      382150                     382150             First Lien              0                      71500                477740
   16693467             360                    358                      543950                     543950             First Lien              0                      136000               679990
   16693471             360                    359                       88800                     88800              First Lien              0                      19350                   0
   16693485             360                    359                      580000                     580000             First Lien              0                      108750                  0
   16693689             360                    359                      244000                     244000             First Lien              0                      30500                305000
   16693697             360                    359                      237992                     237992             First Lien              0                        0                  297490
   16693533             360                    359                      412000                     412000             First Lien              0                      72100                   0
   16693545             360                    358                      395000                     395000             First Lien              0                        0                  395000
   16693549             360                    359                      135793                     135793             First Lien              0                      38798                193990
   16692553             360                    359                       82500                    82447.4             First Lien              0                      27500                110000
   16692238             360                    359                      324000                     324000             First Lien              0                        0                  360000
   16692262             360                    359                      453600                   453318.06            First Lien              0                      113400               567000
   16692393             360                    359                      128000                     128000             First Lien              0                      32000                160000
   16688464             360                    359                      648000                     648000             First Lien              0                      162000                  0
   16688496             360                    359                       90750                     90750              First Lien              0                      30250                121000
   16692076             360                    358                      515700                     515700             First Lien              0                      128900               644679
   16692446             360                    359                      1237500                   1237500             First Lien              0                      82500                1650000
   16692163             360                    359                       40400                    40373.57            First Lien              0                      10100                 50500
   16686050             360                    354                      492600                     492600             First Lien              0                      123260               615860
   16686071             360                    359                      1785000                   1785000             First Lien              0                      255000                  0
   16688066             360                    357                      161600                     161600             First Lien              0                      40400                202000
   16688164             360                    359                      344000                     344000             First Lien              0                      86000                430000
   16686118             360                    359                      123816                     123816             First Lien              0                      30954                154770
   16686122             360                    359                      528500                   528077.37            First Lien              0                      75500                   0
   16686127             360                    359                       84998                     84998              First Lien              0                      21250                106248
   16686132             360                    359                      667500                     667500             First Lien              0                      30000                   0
   16686145             360                    359                      832300                     832300             First Lien              0                      208000               1040420
   16686175             360                    359                      870000                     870000             First Lien              0                      174000                  0
   16686225             360                    358                      122188                   122001.47            First Lien              0                      15273                152735
   16688282             360                    359                      1000000                   1000000             First Lien              0                      287267               1355018
   16688032             360                    358                      115000                     115000             First Lien              0                        0                  115000
   16685712             360                    359                      681600                     681600             First Lien              0                      170400               852000
   16685724             360                    359                      680000                     680000             First Lien              0                      170000               850000
   16685749             360                    359                      559290                     559290             First Lien              0                      104866               699113
   16685853             360                    358                      650000                     650000             First Lien              0                      200000               850000
   16685900             360                    359                      1425000                   1425000             First Lien              0                      285000               1900000
   16684582             360                    359                       88000                     88000              First Lien              0                      22000                110000
   16684627             360                    358                      315000                   314999.99            First Lien              0                        0                     0
   16686005             360                    359                      247900                     247900             First Lien              0                      30950                309900
   16684640             360                    359                      281600                     281600             First Lien              0                      52800                352000
   16684695             360                    359                      194000                     194000             First Lien              0                        0                     0
   16684725             360                    359                      218000                     218000             First Lien              0                        0                  218000
   16684790             360                    359                      1199250                   1199250             First Lien              0                      239850               1599000
   16681945             360                    359                      960000                     960000             First Lien              0                      240000               1200000
   16681946             360                    358                      552000                     552000             First Lien              0                      138000                  0
   16681957             360                    359                      157500                     157500             First Lien              0                      67500                225000
   16684122             360                    359                      1050000                   1050000             First Lien              0                      350000               1400000
   16684152             360                    359                       93750                     93750              First Lien              0                      18750                125000
   16684071             360                    358                      188800                   188465.92            First Lien              0                      47200                236000
   16684078             360                    358                      320556                     320556             First Lien              0                      60100                400695
   16684082             360                    358                      188000                     188000             First Lien              0                      35200                   0
   16680441             480                    359                      129900                    129871.2            First Lien              0                        0                  129900
   16680462             360                    359                      219000                     219000             First Lien              0                        0                     0
   16680501             360                    356                      750000                     750000             First Lien              0                        0                     0
   16681402             360                    359                      520000                   519668.41            First Lien              0                      130000               650000
   16681425             360                    359                      239120                     239120             First Lien              0                      59780                298900
   16680549             360                    359                      336000                     336000             First Lien              0                      84000                420000
   16680555             360                    359                      135920                     135920             First Lien              0                      33980                169900
   16681441             360                    359                      997500                     997500             First Lien              0                      142500                  0
   16681500             360                    359                      301000                   300792.85            First Lien              0                        0                     0
   16681558             360                    359                      1068750                   1068750             First Lien              0                      350000               1425000
   16681615             360                    359                      102240                   102154.11            First Lien              0                      25560                127800
   16680617             360                    359                      479200                     479200             First Lien              0                        0                  599000
   16680633             360                    358                      407000                     407000             First Lien              0                        0                  407000
   16680641             360                    359                      293500                     293500             First Lien              0                        0                  295000
   16680659             360                    359                      503560                     503560             First Lien              0                      62945                629450
   16680695             360                    358                      238400                   238110.13            First Lien              0                      29800                   0
   16681707             360                    359                      126750                     126750             First Lien              0                      42200                168990
   16681708             360                    358                      275550                   275038.21            First Lien              0                      34400                344499
   16681756             360                    359                      176000                     176000             First Lien              0                      44000                220000
   16681777             360                    359                      354400                     354400             First Lien              0                      88587                443120
   16681783             360                    359                      235000                     235000             First Lien              0                        0                  235000
   16681801             360                    359                      540000                     540000             First Lien              0                        0                     0
   16681840             360                    358                      117320                     117320             First Lien              0                      21997                146651
   16681253             360                    356                      558400                   558399.08            First Lien              0                      139600               698000
   16661832             360                    359                      217500                     217500             First Lien              0                        0                     0
   16680255             360                    359                      2000000                   2000000             First Lien              0                        0                  3200000
   16661876             360                    359                      552000                     552000             First Lien              0                      138000               690000
   16661900             360                    359                      207000                     207000             First Lien              0                        0                  207000
   16680085             360                    359                      1092000                   1092000             First Lien              0                      100000                  0
   16663668             360                    359                      1162500                   1162500             First Lien              0                      77500                   0
   16680150             360                    359                      112000                     112000             First Lien              0                        0                  112000
   16680195             360                    359                      140000                     140000             First Lien              0                        0                     0
   16680360             360                    359                      165000                     165000             First Lien              0                        0                  165000
   16661945             360                    359                      185600                     185600             First Lien              0                      46400                   0
   16663548             360                    359                      248000                     248000             First Lien              0                        0                     0
   16663568             360                    359                       81000                     81000              First Lien              0                      27000                108000
   16665312             360                    359                      331500                     331500             First Lien              0                        0                     0
   16663575             480                    360                      195040                     195040             First Lien              0                      48760                243800
   16666672             360                    359                      229484                     229484             First Lien              0                      28685                286855
   16653464             360                    359                      132000                     132000             First Lien              0                      33000                165000
   16653686             360                    358                      190400                     190400             First Lien              0                      23800                   0
   16649609             360                    359                      118820                     118820             First Lien              0                      29710                148530
   16649628             360                    360                      172000                     172000             First Lien              0                      21500                   0
   16643503             360                    358                      980000                     980000             First Lien              0                        0                     0
   16649644             360                    359                      545203                     545203             First Lien              0                      136000               681504
   16649684             360                    359                      240000                     240000             First Lien              0                        0                     0
   16645839             360                    358                      397600                     397600             First Lien              0                      49700                   0
   16645842             360                    359                      132000                   131920.03            First Lien              0                      33000                   0
   16650971             360                    359                      111930                     111930             First Lien              0                      47970                159900
   16650871             360                    359                      967500                     967500             First Lien              0                      322500               1290000
   16651025             360                    359                      620000                     620000             First Lien              0                        0                  620000
   16653574             360                    358                      700000                     700000             First Lien              0                      175000               875000
   16648172             360                    358                      107200                     107200             First Lien              0                      26800                134000
   16648184             360                    358                      196103                     196103             First Lien              0                      49026                245129
   16648232             360                    359                      100013                     100013             First Lien              0                        0                  100013
   16648237             360                    359                      650000                     650000             First Lien              0                      157500               850000
   16648122             360                    359                      732000                   731483.36            First Lien              0                      183000               915000
   16628532             360                    359                      580000                     580000             First Lien              0                      145000               725000
   16628609             360                    358                       74400                     74400              First Lien              0                      18600                 93000
   16640480             360                    358                      144000                     144000             First Lien              0                      36000                180000
   16631164             360                    358                      124000                     124000             First Lien              0                      31000                   0
   16631181             360                    358                      216000                   215999.33            First Lien              0                      54000                270000
   16640504             360                    359                      240000                     240000             First Lien              0                      30000                   0
   16640520             360                    359                      444720                     444720             First Lien              0                      111180               555900
   16631269             360                    358                      101250                     101250             First Lien              0                      20250                135000
   16631278             360                    358                       99000                     99000              First Lien              0                      19800                132000
   16631280             360                    358                      164800                     164800             First Lien              0                      41200                   0
   16630993             360                    359                      620000                     620000             First Lien              0                      116250                  0
   16631283             360                    358                       97500                     97500              First Lien              0                      19500                130000
   16643390             360                    358                      190000                     190000             First Lien              0                      47500                237500
   16633682             360                    358                      310000                     310000             First Lien              0                        0                  310000
   16634093             360                    359                      170320                    169930.5            First Lien              0                      42580                212900
   16638028             360                    358                      149520                     149520             First Lien              0                      37380                186900
   16638037             360                    358                      113600                     113600             First Lien              0                      14200                   0
   16612574             360                    359                      116000                   115951.35            First Lien              0                      21750                145000
   16615799             360                    358                      535000                     535000             First Lien              0                        0                     0
   16615894             360                    358                      1831900                   1831900             First Lien              0                      392550               2617000
   16615732             360                    358                      223020                     223020             First Lien              0                      27877                278775
   16612471             360                    359                      314400                     314400             First Lien              0                      58950                   0
   16611059             360                    359                       84000                     84000              First Lien              0                      15750                105000
   16611009             360                    358                      525000                   524598.79            First Lien              0                        0                     0
   16605538             360                    358                      104000                     104000             First Lien              0                      26000                130000
   16605540             360                    358                      159120                   159044.91            First Lien              0                        0                  198900
   16605566             360                    358                      169520                     169520             First Lien              0                      42380                211900
   16600678             360                    359                      1387500                   1387500             First Lien              0                      277500                  0
   16603664             360                    358                      592000                     592000             First Lien              0                      148000               740000
   16603679             360                    358                      148000                     148000             First Lien              0                      18500                185000
   16596042             360                    359                      212000                     212000             First Lien              0                      51500                   0
   16596995             360                    359                      167200                     167200             First Lien              0                      20900                   0
   16597082             360                    359                      448000                   447923.57            First Lien              0                      112000               560000
   16594485             360                    358                      191750                     191750             First Lien              0                        0                     0
   16594356             360                    359                      872000                   871845.52            First Lien              0                      218000               1090000
   16594486             360                    358                      195000                     195000             First Lien              0                        0                     0
   14178452             360                    299                     127588.39                 112854.64            First Lien              0                        0                     0
   13973243             360                    312                      193050                   179956.22            First Lien              0                        0                     0
   14003252             360                    292                      520000                    483400.6            First Lien              0                        0                     0
   13973190             360                    307                       76300                    71413.4             First Lien              0                        0                   80331
   13982228             360                    293                      293100                    273235.4            First Lien              0                        0                     0
   13982156             360                    280                      300000                   276743.86            First Lien              0                        0                     0
   13973237             360                    307                      185000                    73229.91            First Lien              0                        0                     0
   13982099             360                    285                      297000                   274793.42            First Lien              0                        0                     0
   13973132             360                    306                      149400                   137950.96            First Lien              0                        0                     0
   13973231             360                    310                      106600                    99454.3             First Lien              0                        0                  112500
   13982034             360                    283                      296900                   276029.65            First Lien              0                        0                  329900
   13973133             360                    314                       76500                    70999.19            First Lien              0                        0                     0
   13973134             180                    130                       60500                    40872.56            First Lien              0                        0                     0
   13973206             360                    306                      150000                   138942.85            First Lien              0                        0                     0
   14184104             360                    322                     270158.38                 263376.07            First Lien              0                        0                  285000
   14145633             360                    294                     357723.68                 352826.95            First Lien              0                        0                  450000
   14160784             360                    315                      194750                     194750             First Lien              0                        0                     0
   13982148             360                    274                      524200                   497771.08            First Lien              0                        0                     0
   13907876             360                    315                      269100                   258317.81            First Lien              0                        0                  299000
   14178626             360                    322                     299226.17                 286232.63            First Lien              0                        0                     0
   14159594             360                    304                     416716.96                 399404.95            First Lien              0                        0                     0
   14178468             360                    299                      359900                    333801.5            First Lien              0                        0                  464900
   14178469             360                    299                     390782.96                 375091.13            First Lien              0                        0                     0
   14152330             360                    298                      475000                   443694.26            First Lien              0                        0                     0
   14152332             360                    295                     371878.11                 353887.39            First Lien              0                        0                  410968
   14009611             360                    295                      491500                   447241.03            First Lien              0                        0                     0
   14152339             360                    297                      333000                   309085.09            First Lien              0                        0                     0
   14178475             360                    299                     431071.92                 414106.77            First Lien              0                        0                     0
   14152506             360                    298                     132958.18                 131008.79            First Lien              0                        0                  166425
   14155018             360                    312                      302700                   284842.81            First Lien              0                        0                     0
   14152346             360                    299                     303183.27                  287508.2            First Lien              0                        0                  347000
   14188601             360                    322                      268800                     268800             First Lien              0                        0                     0
   14188602             360                    321                      216950                     216950             First Lien              0                        0                  228390
   14188606             360                    321                      111600                   111499.78            First Lien              0                        0                     0
   14188607             360                    320                      233650                     233650             First Lien              0                        0                  292090
   16399630             360                    313                      468000                     467880             First Lien              0                        0                     0
   16399632             360                    316                      446000                   445836.41            First Lien              0                        0                     0
   14152517             360                    297                     549723.82                  516961.8            First Lien              0                        0                  708000
   14152356             360                    298                     383885.52                 382768.44            First Lien              0                        0                     0
   14188611             360                    322                      160550                   160549.99            First Lien              0                        0                  169000
   14188616             360                    321                      140250                   132774.56            First Lien              0                        0                  187000
   14178654             360                    322                       94500                     94500              First Lien              0                        0                     0
   14178493             360                    295                      372000                   347757.95            First Lien              0                        0                  491570
   14178494             360                    298                     320578.66                 300981.02            First Lien              0                        0                  415000
   14178656             360                    322                     109927.65                 106316.18            First Lien              0                        0                  115900
   14178496             360                    299                     304295.62                 291219.68            First Lien              0                        0                  390000
   14178658             360                    322                       64940                    64427.98            First Lien              0                        0                     0
   14178497             360                    299                     803839.56                 744826.09            First Lien              0                        0                  1100000
   13975965             360                    319                      180000                   176013.73            First Lien              0                        0                  225000
   14152360             360                    298                     618999.61                 617591.31            First Lien              0                        0                  775000
   14152365             360                    299                     484883.42                 204352.61            First Lien              0                        0                  750000
   14152367             360                    297                     471603.4                  449755.19            First Lien              0                        0                     0
   14152529             360                    298                     536977.8                  407313.66            First Lien              0                        0                  995000
   14152369             360                    297                     390217.34                  371431.1            First Lien              0                        0                  500000
   14188623             360                    322                      128700                     128700             First Lien              0                      24100                160931
   14188624             360                    321                     152949.99                 152949.98            First Lien              0                        0                  161000
   14178663             360                    322                     996276.65                  961709.2            First Lien              0                        0                     0
   14178664             360                    322                     124627.7                  119324.87            First Lien              0                        0                  178500
   14178669             360                    322                       59950                    58531.99            First Lien              0                        0                   75000
   14152533             360                    298                      570000                    531661.6            First Lien              0                        0                     0
   14145082             360                    294                      432000                     432000             First Lien              0                        0                     0
   14188630             360                    321                     142442.11                 142269.84            First Lien              0                      31075                   0
   14188631             360                    321                      153000                   151977.39            First Lien              0                        0                     0
   16396904             360                    318                      447000                   444571.02            First Lien              0                      47400                   0
   16396905             360                    318                      920000                     920000             First Lien              0                      115000               1150000
   16396906             360                    318                      600000                     600000             First Lien              0                        0                  750000
   16396908             360                    318                      379000                   378883.34            First Lien              0                        0                  479000
   14178279             360                    299                     331603.61                 317267.04            First Lien              0                        0                     0
   14183787             360                    323                     259603.1                  252896.81            First Lien              0                      48750                325000
   13968456             360                    318                      127400                   123857.06            First Lien              0                        0                  182000
   14152307             360                    297                      373000                   345433.56            First Lien              0                        0                     0
   14178284             360                    297                     375129.55                  359758.4            First Lien              0                        0                  485000
   13968462             360                    318                      171000                   162122.96            First Lien              0                        0                  190000
   14162111             360                    310                      138200                     138200             First Lien              0                        0                  145480
   14183930             360                    321                     106252.2                  104214.74            First Lien              0                        0                     0
   14183770             360                    320                     89586.55                   87205.27            First Lien              0                        0                   96000
   14178426             360                    300                     394660.84                 377772.77            First Lien              0                        0                     0
   16396900             360                    317                      394300                   340129.45            First Lien              0                        0                  627500
   16396901             360                    318                      350000                   346297.32            First Lien              0                        0                     0
   16396902             360                    318                      376000                     371051             First Lien              0                        0                  470000
   14183937             360                    317                     80635.84                   78816.97            First Lien              0                        0                     0
   14184228             360                    322                      99546.1                    95613              First Lien              0                        0                  105000
   14161791             360                    316                     119777.69                 116464.96            First Lien              0                        0                  133850
   14161794             360                    316                     366824.27                 365699.46            First Lien              0                        0                  459000
   14161798             360                    316                     392628.68                 392402.99            First Lien              0                        0                     0
   13982269             360                    283                      400000                   372202.27            First Lien              0                        0                     0
   13907995             360                    315                      243650                    233405.9            First Lien              0                      150000                  0
   14156450             360                    316                      140800                     140800             First Lien              0                        0                     0
   14184242             360                    321                     46720.62                   45668.64            First Lien              0                        0                   52000
   14156460             360                    318                      180000                    179901.5            First Lien              0                        0                  225000
   14183515             360                    320                     41895.89                   35879.03            First Lien              0                        0                   50000
   14145932             360                    294                      300000                   297831.97            First Lien              0                        0                  300000
   14184089             360                    322                     37306.67                   36037.71            First Lien              0                        0                   41500
   13976045             360                    318                      145500                   142553.92            First Lien              0                        0                  181900
   14104183             360                    320                      322500                   320496.15            First Lien              0                        0                     0
   16402859             360                    312                      186050                    185900.3            First Lien              0                        0                     0
   16402860             360                    315                      265600                     265600             First Lien              0                        0                     0
   16402861             360                    317                      129000                     129000             First Lien              0                        0                  162000
   16402863             360                    310                      155500                     155500             First Lien              0                        0                     0
   16402864             360                    314                      444400                   418161.71            First Lien              0                        0                  555500
   16402865             360                    315                      376800                   357384.93            First Lien              0                        0                  502500
   16402867             300                    238                      310000                   309882.71            First Lien              0                        0                     0
   13968055             360                    319                      300000                    285774.9            First Lien              0                        0                     0
   14183551             360                    321                     179404.61                 173780.77            First Lien              0                        0                     0
   14183715             360                    322                     92987.38                   90704.07            First Lien              0                        0                   98000
   14183561             360                    322                     103080.22                  97918.17            First Lien              0                        0                     0
   14183562             360                    322                     163901.87                 158870.52            First Lien              0                        0                     0
   13968076             360                    319                      156750                   150395.26            First Lien              0                        0                  165000
   13968095             360                    319                       46900                    45277.13            First Lien              0                      10100                 60000
   16397615             360                    316                      125250                   122311.51            First Lien              0                      41750                167036
   16397616             360                    316                      296500                     296500             First Lien              0                        0                     0
   16397617             360                    316                      125600                   125572.28            First Lien              0                        0                  157000
   16397618             360                    316                      350000                     350000             First Lien              0                        0                  560000
   16397619             360                    316                      122450                     122450             First Lien              0                      40800                163300
   14178415             360                    299                     89304.17                   86049.48            First Lien              0                        0                  114000
   14178417             360                    298                     608534.5                  582099.65            First Lien              0                        0                     0
   16397620             360                    316                      224150                     224150             First Lien              0                        0                     0
   14178419             360                    299                     442903.84                 419280.47            First Lien              0                        0                  605000
   16397622             360                    316                      322700                   320387.89            First Lien              0                      15700                   0
   13968432             360                    319                      380000                     145000             First Lien              0                        0                  750000
   16397624             360                    316                       87000                     87000              First Lien              0                      29000                116000
   16397625             360                    316                      120000                   119971.23            First Lien              0                      40000                   0
   16397626             360                    317                      112200                   111907.98            First Lien              0                      37400                149645
   16397627             360                    255                      170000                   155907.13            First Lien              0                        0                     0
   16397628             360                    255                      157500                    91753.37            First Lien              0                        0                     0
   14059159             360                    319                      241550                   159587.09            First Lien              0                        0                  302175
   13982093             360                    295                      475000                   444045.57            First Lien              0                        0                     0
   14156428             360                    317                     195588.39                 194937.77            First Lien              0                        0                     0
   14059148             360                    319                       73600                    72233.51            First Lien              0                        0                   92000
   14003292             360                    293                      383300                   379957.02            First Lien              0                        0                     0
   14185104             360                    322                      130500                     130500             First Lien              0                        0                  174000
   14145907             360                    293                     318766.41                 302863.16            First Lien              0                        0                  550000
   14156439             360                    318                      107000                   105596.15            First Lien              0                        0                     0
   14059140             360                    319                      327200                   319997.79            First Lien              0                        0                  409000
   14003289             360                    295                      595000                   591427.56            First Lien              0                        0                     0
   13982241             360                    287                      316000                   291010.27            First Lien              0                        0                  395000
   14195329             360                    322                      226400                   226399.85            First Lien              0                      56600                283000
   14195332             360                    322                     283469.38                 271472.44            First Lien              0                        0                  299000
   14195333             360                    322                     149301.4                  136765.37            First Lien              0                      18700                187000
   14195336             360                    315                      108000                     108000             First Lien              0                     26675.5                  0
   14195337             360                    321                     50195.47                   48767.16            First Lien              0                        0                   62900
   14195338             360                    323                      216000                     216000             First Lien              0                        0                     0
   14243665             360                    322                      745000                   744690.82            First Lien              0                        0                     0
   14243669             360                    323                     73531.83                   70350.65            First Lien              0                        0                     0
   14243691             360                    324                      276000                   266111.48            First Lien              0                        0                  345000
   14243696             360                    324                      170000                   163909.14            First Lien              0                        0                     0
   14243699             360                    323                      609000                     609000             First Lien              0                        0                     0
   14259418             360                    323                      132750                   127270.34            First Lien              0                        0                  147500
   14259424             360                    324                      123920                   118808.65            First Lien              0                        0                  154900
   14259425             360                    324                      357000                   341743.44            First Lien              0                        0                  537000
   14259428             360                    324                      162960                   156004.41            First Lien              0                        0                  203700
   14259430             360                    325                      161910                   153872.07            First Lien              0                        0                  179900
   14259431             360                    324                      348240                   333676.21            First Lien              0                        0                  448240
   14259435             360                    325                      260000                   248343.99            First Lien              0                        0                  325000
   14259436             360                    324                      202500                   191585.55            First Lien              0                        0                     0
   14259438             360                    324                      224000                   216126.03            First Lien              0                        0                     0
   14259440             360                    323                     527448.73                 505741.28            First Lien              0                        0                     0
   14259446             360                    323                      322200                    309833.8            First Lien              0                        0                  360000
   14259447             360                    324                      130000                    124909.1            First Lien              0                        0                     0
   14259450             360                    323                      249000                   238580.59            First Lien              0                        0                     0
   14259455             360                    325                      179000                   171252.49            First Lien              0                        0                  256000
   14259456             360                    324                      117500                   112459.22            First Lien              0                        0                     0
   14259457             360                    324                      126000                    120685.2            First Lien              0                        0                     0
   14259460             360                    325                      152000                   144985.83            First Lien              0                        0                     0
   14259462             360                    324                      291200                   279796.34            First Lien              0                        0                  364000
   14259465             360                    324                      111150                   106022.48            First Lien              0                        0                     0
   14259467             360                    324                      322700                   309543.62            First Lien              0                        0                     0
   14259471             360                    324                      194400                   185347.63            First Lien              0                        0                  243000
   14259486             360                    325                      106400                   101278.35            First Lien              0                        0                  133000
   14016378             360                    321                       93885                    88970.94            First Lien              0                        0                     0
   14020022             360                    321                      132000                   127588.32            First Lien              0                      24750                165000
   14028985             360                    322                      464000                    443706.5            First Lien              0                        0                  580000
   14048695             360                    322                      139200                   133734.13            First Lien              0                        0                     0
   14048696             360                    321                      254000                    237951.4            First Lien              0                      65849                   0
   14048697             360                    322                      147000                   140316.23            First Lien              0                        0                     0
   14015377             360                    321                       92000                    88396.9             First Lien              0                        0                     0
   14015810             360                    321                      138750                   131556.01            First Lien              0                        0                  173750
   14015813             360                    321                      175000                   157079.75            First Lien              0                        0                     0
   14015915             360                    322                      121600                   121564.75            First Lien              0                      30400                152000
   14016374             360                    321                      119293                   113871.34            First Lien              0                        0                     0
   14016375             360                    321                      148000                   139501.68            First Lien              0                      37000                185000
   14005061             360                    321                      248000                   232464.72            First Lien              0                        0                  310000
   14005100             360                    322                      588000                   587990.05            First Lien              0                        0                  735000
   14009544             360                    321                      178490                   168773.29            First Lien              0                        0                  237990
   14009545             360                    321                      124000                   117434.58            First Lien              0                      31000                155000
   14015375             360                    321                      104000                    99769.81            First Lien              0                        0                  130000
   13989087             360                    320                      127113                   121401.68            First Lien              0                        0                  141237
   13989090             360                    320                      166500                   158781.06            First Lien              0                        0                  185000
   13989096             360                    320                      196000                   184650.01            First Lien              0                      36750                245000
   13989133             360                    320                      616000                   586058.01            First Lien              0                        0                  770000
   13992728             360                    321                      280000                   251759.08            First Lien              0                        0                  350000
   13993515             360                    321                      224000                   211532.16            First Lien              0                        0                  280000
   14000693             360                    320                      256000                    244548.8            First Lien              0                        0                     0
   14000912             360                    321                      223920                   223276.54            First Lien              0                      55980                279900
   14000925             360                    320                      127775                   127261.59            First Lien              0                        0                     0
   14000947             360                    321                      105500                   101547.37            First Lien              0                        0                     0
   14001217             360                    321                      322700                   322699.99            First Lien              0                        0                  359900
   14001475             360                    318                      159432                   152217.17            First Lien              0                        0                  168000
   14002743             360                    320                      163500                    155320.7            First Lien              0                        0                     0
   14002744             360                    321                      332000                   316182.08            First Lien              0                      83000                415000
   14002792             360                    321                      265000                   254627.57            First Lien              0                        0                  315000
   14002795             360                    321                      1000000                  954233.63            First Lien              0                        0                     0
   14002797             360                    321                      199455                   186969.78            First Lien              0                        0                     0
   14003210             360                    320                      233600                   233536.98            First Lien              0                        0                  292000
   14003211             360                    320                      950000                   949999.99            First Lien              0                        0                     0
   14005060             360                    321                      116000                   115060.51            First Lien              0                        0                     0
   14194837             360                    322                     38449.47                   37412.84            First Lien              0                        0                   55000
   14195065             360                    323                      170000                   144670.95            First Lien              0                        0                  270000
   14259458             360                    324                      287200                   275364.33            First Lien              0                        0                     0
   14259470             360                    324                      126000                    71811.95            First Lien              0                        0                  168000
   14003253             360                    295                      455000                   423713.05            First Lien              0                        0                     0
   14003255             360                    294                      302000                   282556.03            First Lien              0                        0                     0
   14003279             360                    292                      552000                    515348.1            First Lien              0                        0                     0
   14003294             360                    292                      624000                   581007.72            First Lien              0                        0                     0
   14003306             360                    295                      1000000                  895743.34            First Lien              0                        0                     0
   14003382             360                    295                      423200                   390205.58            First Lien              0                        0                     0
   14195300             360                    323                     132876.81                 127935.79            First Lien              0                        0                  140000
   14195304             360                    322                      124000                   123740.28            First Lien              0                      15500                156000
   14195306             360                    322                     341524.49                  328822.3            First Lien              0                        0                     0
   14195312             360                    323                     588380.43                 567636.43            First Lien              0                        0                     0
   14195314             360                    323                      300000                   298591.44            First Lien              0                        0                  400000
   14195322             360                    320                      140000                   139817.73            First Lien              0                        0                     0
   14195326             360                    321                     141440.26                 135859.35            First Lien              0                        0                  157500
   14195327             360                    322                     230002.12                 221990.44            First Lien              0                        0                  288000
   13987574             360                    321                      143156                   138072.38            First Lien              0                        0                  150691
   13987610             360                    321                      100000                    99993.52            First Lien              0                        0                  126000
   13987615             360                    321                      422700                   421805.68            First Lien              0                        0                     0
   13987624             360                    321                      134400                   129057.38            First Lien              0                      33600                168000
   13987636             360                    320                      488000                   463366.15            First Lien              0                        0                     0
   13987789             360                    321                      241600                   231041.78            First Lien              0                      60400                302000
   13987798             360                    320                      399000                     399000             First Lien              0                        0                     0
   13988255             360                    320                      173250                   163423.74            First Lien              0                        0                  247500
   13988879             360                    321                       64500                     64500              First Lien              0                        0                  119511
   13988908             360                    320                       60000                    56666.87            First Lien              0                        0                     0
   14016093             360                    321                      146400                    140882.7            First Lien              0                      36600                183000
   13959979             360                    318                      296000                   295647.65            First Lien              0                        0                     0
   14177823             360                    322                       94592                    90280.91            First Lien              0                      17775                118500
   14195164             360                    321                     56629.12                   56581.45            First Lien              0                        0                   63000
   14194994             360                    323                      180000                    177265.5            First Lien              0                        0                     0
   13988900             360                    321                      115000                   109683.76            First Lien              0                        0                     0
   13954981             360                    318                       87750                    87156.77            First Lien              0                        0                  117000
   13987857             360                    320                      104000                    103998.9            First Lien              0                        0                     0
   13892300             360                    315                      111000                     111000             First Lien              0                        0                     0
   13975800             360                    319                      110250                   105880.82            First Lien              0                        0                     0
   13983662             360                    319                      133000                   132888.08            First Lien              0                        0                     0
   13988914             360                    321                      113200                     113200             First Lien              0                        0                  141500
   13902149             360                    316                      650000                   606963.83            First Lien              0                        0                  900000
   13973319             360                    319                      507900                   507659.27            First Lien              0                      50000                   0
   14195196             360                    318                      75783.6                   70949.98            First Lien              0                        0                     0
   13884138             360                    314                      637500                     637500             First Lien              0                      62500                950000
   13906986             360                    314                      198000                     197850             First Lien              0                      24750                247500
   13973320             360                    319                      244800                   244487.11            First Lien              0                      30600                306000
   13942562             360                    317                      131000                     131000             First Lien              0                      18000                   0
   13907571             360                    314                      105000                    99639.74            First Lien              0                      45000                150000
   13968865             360                    321                      390000                     390000             First Lien              0                        0                     0
   14195067             360                    322                      448380                   447794.71            First Lien              0                      112095               560475
   14195119             360                    322                     98935.65                   98934.99            First Lien              0                        0                  110000
   13970084             360                    320                      650000                     650000             First Lien              0                        0                     0
   13929655             360                    317                      199090                     199060             First Lien              0                        0                     0
   13945142             360                    318                      352300                     352300             First Lien              0                      44000                440388
   13945144             360                    318                      153000                   152949.86            First Lien              0                        0                     0
   14194870             360                    321                      127200                     127200             First Lien              0                        0                     0
   13987620             360                    319                      242400                   242146.92            First Lien              0                        0                     0
   14195110             360                    321                      160000                   147521.22            First Lien              0                        0                  200000
   14005865             360                    321                      108400                     108364             First Lien              0                      27100                135500
   13966207             360                    319                      150000                    143298.8            First Lien              0                        0                     0
   13948789             360                    318                      399950                     399950             First Lien              0                        0                  445000
   13909925             360                    317                      119900                   114221.63            First Lien              0                      30000                149900
   13905493             360                    316                      997500                   960597.98            First Lien              0                      199500               1995000
   13963474             360                    319                      109350                   104481.16            First Lien              0                        0                  121500
   14005421             360                    320                      199500                   198758.57            First Lien              0                        0                     0
   13892299             360                    315                      400000                   399331.38            First Lien              0                        0                  505000
   13970070             360                    319                      132000                    131980.1            First Lien              0                        0                  165000
   13970071             360                    319                      101600                    97790.59            First Lien              0                        0                     0
   13970073             360                    319                      224000                   218632.57            First Lien              0                        0                     0
   14195109             360                    321                     135750.01                 118796.23            First Lien              0                        0                  145000
   13985155             360                    321                      244800                   244217.03            First Lien              0                      61200                306000
   13985171             360                    320                      408800                     408800             First Lien              0                      76650                511000
   13985173             360                    320                      171200                     171200             First Lien              0                      42800                214000
   13985226             360                    320                      295960                   279856.07            First Lien              0                      73990                369950
   13985227             360                    320                      124000                   115066.99            First Lien              0                      31000                155000
   13982843             360                    321                       88200                    88151.2             First Lien              0                        0                   98000
   13983701             360                    321                      299000                     240000             First Lien              0                        0                     0
   13985110             360                    321                      376000                     376000             First Lien              0                        0                  470000
   13985153             360                    321                      540000                   539840.82            First Lien              0                      67500                675000
   13978431             360                    320                      512000                     512000             First Lien              0                      32000                640000
   13978462             360                    321                      165000                   164999.75            First Lien              0                        0                  245000
   13982813             360                    321                      155800                   148509.71            First Lien              0                        0                  194800
   13982827             360                    320                      312000                    300124.6            First Lien              0                        0                  390000
   13982830             360                    320                       69255                    66740.29            First Lien              0                        0                   76950
   14160768             360                    317                     266540.72                 261378.53            First Lien              0                        0                     0
   14188681             360                    316                     166465.32                  166382.1            First Lien              0                        0                     0
   14188682             360                    321                      209000                     209000             First Lien              0                        0                     0
   14188686             360                    320                     70899.99                   70899.99            First Lien              0                        0                     0
   14003334             360                    294                      314000                     314000             First Lien              0                        0                     0
   14145620             360                    292                      447300                   418822.91            First Lien              0                        0                  639000
   14145621             360                    292                     316043.91                 300839.39            First Lien              0                        0                  355000
   14152592             360                    298                     390078.72                 373958.25            First Lien              0                        0                     0
   14152756             360                    298                     515581.34                  494034.8            First Lien              0                        0                     0
   14160776             360                    317                     108898.97                 108578.04            First Lien              0                        0                  121000
   14152597             360                    299                     829487.57                 794821.94            First Lien              0                        0                     0
   14152598             360                    298                     445913.84                  425304.8            First Lien              0                        0                     0
   14188695             360                    321                     138249.99                 138249.99            First Lien              0                        0                  276500
   14188645             360                    322                     135349.97                 135349.94            First Lien              0                        0                  150400
   14178682             360                    322                     64870.26                   62107.63            First Lien              0                        0                     0
   14188647             360                    322                     223249.98                 223249.98            First Lien              0                        0                  235000
   14178684             360                    322                       72400                    72291.69            First Lien              0                        0                   90500
   14145426             360                    293                     351836.52                  99127.83            First Lien              0                        0                  595000
   14152718             360                    296                     397353.15                 378499.77            First Lien              0                        0                     0
   14152394             360                    296                     443479.36                 422353.81            First Lien              0                        0                  570063
   14188653             360                    321                     131080.42                 131064.39            First Lien              0                        0                  138000
   14188655             360                    322                     143799.98                 142086.78            First Lien              0                        0                  151500
   14188656             360                    321                     388462.31                 388461.88            First Lien              0                        0                  485745
   14003304             360                    294                      345000                   248233.87            First Lien              0                        0                     0
   14152722             360                    298                     591982.05                  566057.4            First Lien              0                        0                  760000
   14145278             360                    293                     279176.33                 278998.97            First Lien              0                        0                     0
   13907834             360                    316                      123900                   107816.66            First Lien              0                        0                     0
   14188665             360                    322                      285000                   284999.98            First Lien              0                        0                  300000
   14003317             360                    295                      360000                     360000             First Lien              0                        0                     0
   14161801             360                    316                     248442.02                 248324.72            First Lien              0                        0                     0
   14161806             360                    317                      184000                     184000             First Lien              0                        0                     0
   14145284             360                    293                      320000                     320000             First Lien              0                        0                     0
   14152737             360                    297                      764510                   728251.38            First Lien              0                        0                     0
   13907842             360                    315                      123750                    117682.7            First Lien              0                        0                  165000
   14188678             360                    320                      358200                     358200             First Lien              0                        0                     0
   14003328             360                    294                      312546                     276000             First Lien              0                        0                     0
   14152743             360                    297                     339579.45                  312680.7            First Lien              0                        0                  370000
   14152744             360                    299                     373698.19                 338205.42            First Lien              0                        0                     0
   13907804             360                    315                      412500                   388024.05            First Lien              0                        0                     0
   14188632             360                    322                      108000                   107955.17            First Lien              0                        0                  120000
   14188635             360                    320                     98999.63                   98999.62            First Lien              0                        0                     0
   14188637             360                    322                      239900                     239900             First Lien              0                      45000                299900
   14188638             360                    321                      257450                   256806.26            First Lien              0                        0                  271000
   14152542             360                    297                     485332.8                  466187.87            First Lien              0                        0                     0
   14152543             360                    298                     418428.31                 398084.18            First Lien              0                        0                  540000
   14152383             360                    298                     273909.82                 268832.53            First Lien              0                        0                  362341
   14188640             360                    321                      288000                     288000             First Lien              0                        0                  320000
   14188642             360                    320                     70899.99                   70899.99            First Lien              0                        0                     0
   13976722             360                    320                      164850                   156743.19            First Lien              0                      41200                206066
   13976734             360                    320                      368000                   349313.14            First Lien              0                      69000                475000
   13976741             360                    320                      431000                   430655.64            First Lien              0                        0                  681000
   13976757             360                    319                      410000                    388023.8            First Lien              0                        0                     0
   13977450             360                    320                      445000                   421487.71            First Lien              0                      112770                  0
   13975891             360                    321                      288000                   287969.58            First Lien              0                      72000                360000
   13976665             360                    320                      164000                   155545.55            First Lien              0                        0                  205000
   13976670             360                    320                      260000                   259843.59            First Lien              0                      65000                325000
   13976682             360                    320                      127900                   121502.19            First Lien              0                      32000                159900
   13975395             360                    320                      478000                     478000             First Lien              0                        0                     0
   13975767             360                    320                      166400                   157553.29            First Lien              0                        0                  208000
   13975797             360                    318                       76480                    72774.65            First Lien              0                        0                   95600
   13975871             360                    320                      268800                     268800             First Lien              0                        0                  336000
   13975888             360                    320                      155800                   149666.36            First Lien              0                        0                  164000
   13975353             360                    320                      130400                     130400             First Lien              0                        0                  163000
   13975377             360                    320                      128150                    128119.3            First Lien              0                        0                  134900
   13975378             360                    321                      500000                   474554.26            First Lien              0                        0                     0
   13975382             360                    320                      343960                   343959.99            First Lien              0                      85990                429950
   13970064             360                    320                      248000                   234784.46            First Lien              0                        0                  310000
   13970066             360                    321                      106400                   102113.08            First Lien              0                      26600                133000
   13973667             360                    320                      245000                     245000             First Lien              0                        0                  272270
   13965778             360                    319                      114000                    108735.7            First Lien              0                        0                  120000
   13966074             360                    319                      399258                   377404.91            First Lien              0                      37900                   0
   13966141             360                    320                      159920                     159920             First Lien              0                      39980                199900
   13966146             360                    320                      218000                   207209.01            First Lien              0                        0                     0
   13966157             360                    319                      133000                     133000             First Lien              0                        0                     0
   13966172             360                    320                      103900                   103676.75            First Lien              0                        0                  115470
   13966173             360                    320                       55536                    55434.05            First Lien              0                        0                   69420
   13966205             360                    319                      187425                   177160.43            First Lien              0                        0                  249900
   13966206             360                    319                      103500                    99024.22            First Lien              0                        0                     0
   13966213             360                    319                      355000                    336372.5            First Lien              0                        0                  480000
   13966301             360                    320                      139300                   132418.75            First Lien              0                        0                     0
   13966342             360                    319                      251750                   247333.64            First Lien              0                        0                  265000
   13966358             360                    320                      131000                    124674.3            First Lien              0                        0                     0
   13966477             360                    321                      174731                   165859.95            First Lien              0                        0                  218414
   13966508             360                    320                      125600                   119449.73            First Lien              0                        0                  157000
   13966799             360                    320                      337600                   335651.68            First Lien              0                      63300                422000
   13966805             360                    319                      319200                   317942.38            First Lien              0                        0                  399000
   13966835             360                    320                      117000                     108086             First Lien              0                        0                     0
   13966846             360                    320                      544000                     544000             First Lien              0                        0                     0
   13968780             360                    320                      630000                   534397.85            First Lien              0                        0                     0
   13968791             360                    320                      532000                    487584.2            First Lien              0                        0                  665000
   13968824             360                    320                      342000                     341990             First Lien              0                      64125                427500
   13968830             360                    320                      166800                     166800             First Lien              0                      41700                208500
   13968847             360                    320                      104500                    99597.55            First Lien              0                        0                  110200
   13968867             360                    320                      577600                   571526.29            First Lien              0                      57500                   0
   13969049             360                    319                      117800                     117800             First Lien              0                        0                     0
   13969062             360                    319                      320000                   319874.87            First Lien              0                        0                  400000
   13969072             360                    320                      152000                   151999.88            First Lien              0                        0                  275000
   13969076             360                    320                      200000                   190205.99            First Lien              0                      300000                  0
   13969086             360                    321                      282400                     282400             First Lien              0                      70600                353000
   13969124             360                    320                      556000                     556000             First Lien              0                      69500                695000
   13969134             360                    320                      322700                   307231.96            First Lien              0                        0                     0
   13969405             360                    320                      144000                   137501.53            First Lien              0                        0                     0
   13969408             360                    320                      356000                   345804.48            First Lien              0                      89000                445000
   13969439             360                    320                      227500                   200529.86            First Lien              0                        0                  325000
   13959986             360                    320                      195000                   182332.52            First Lien              0                        0                     0
   13960877             360                    320                      440000                     440000             First Lien              0                      100000                  0
   13960878             360                    320                      263200                   263149.16            First Lien              0                      65800                329000
   13960902             360                    319                      492000                     492000             First Lien              0                        0                     0
   13960924             360                    321                       66300                    63705.12            First Lien              0                        0                     0
   13960963             360                    319                      320000                   302116.65            First Lien              0                      80000                400000
   13960966             360                    320                      320000                   304330.05            First Lien              0                        0                     0
   13963476             360                    320                      279000                   278188.87            First Lien              0                        0                     0
   13963480             360                    320                      157200                   140144.66            First Lien              0                        0                     0
   13963489             360                    320                      125800                   119235.66            First Lien              0                        0                     0
   13963500             360                    319                      199405                   199404.27            First Lien              0                        0                  209900
   13964969             360                    320                      596000                   595954.74            First Lien              0                      74500                   0
   13964985             360                    320                      308250                   289360.74            First Lien              0                        0                  385320
   13964992             360                    320                       96000                    91035.58            First Lien              0                        0                  120000
   13965748             360                    320                       95200                     95200              First Lien              0                        0                     0
   13957440             360                    320                      193500                   192275.13            First Lien              0                        0                  215000
   13957463             360                    320                      160150                   152302.36            First Lien              0                        0                  188460
   13959774             360                    319                      114800                   112262.17            First Lien              0                        0                     0
   13959783             360                    319                      255764                   244458.89            First Lien              0                        0                  284183
   13959786             360                    320                       69600                    66243.53            First Lien              0                        0                     0
   13959931             360                    320                      197600                     197600             First Lien              0                      24500                   0
   13959958             360                    320                      217700                   206516.67            First Lien              0                        0                     0
   13959971             360                    320                      204000                   192800.45            First Lien              0                      51000                255000
   13959976             360                    320                      148455                   148408.36            First Lien              0                        0                  165000
   13939746             360                    318                      200000                     200000             First Lien              0                        0                  250000
   13940961             360                    318                      234442                     234442             First Lien              0                      58611                293053
   13941012             360                    318                      657600                   623632.26            First Lien              0                        0                     0
   13941201             360                    318                      199900                   198906.45            First Lien              0                        0                     0
   13942540             360                    318                      348000                   347947.91            First Lien              0                      87000                435000
   13942559             360                    318                      650000                    649813.8            First Lien              0                        0                     0
   13942950             360                    319                      206150                   194616.92            First Lien              0                        0                  217000
   13942968             360                    318                      180000                    179827.8            First Lien              0                      45000                225000
   13943918             360                    318                      149995                   143332.37            First Lien              0                        0                  157890
   13943965             180                    137                       89500                    49988.89            First Lien              0                        0                     0
   13944177             360                    319                      111600                     111600             First Lien              0                        0                     0
   13944181             360                    318                      190000                   180470.69            First Lien              0                        0                  200000
   13944184             360                    317                      379679                   360809.12            First Lien              0                      94919                474599
   13944189             360                    318                      198000                     198000             First Lien              0                        0                  220000
   13944191             360                    317                      197550                   197476.92            First Lien              0                        0                  219500
   13945148             360                    319                      576000                   575842.65            First Lien              0                      108000               720000
   13945156             360                    319                      650000                    649999.2            First Lien              0                        0                     0
   13945182             360                    319                      300950                   285809.87            First Lien              0                      56600                380000
   14048698             360                    322                      159920                   152672.04            First Lien              0                        0                     0
   14079981             360                    322                      304200                   292175.55            First Lien              0                        0                  338000
   14079982             360                    322                      102450                    98426.3             First Lien              0                        0                  128124
   14083313             360                    322                      107812                   103711.73            First Lien              0                        0                     0
   14194839             360                    322                     139685.54                 133634.83            First Lien              0                        0                  289000
   14194873             360                    323                     255738.99                 245211.09            First Lien              0                        0                     0
   14194878             360                    322                     204113.18                 193004.65            First Lien              0                        0                     0
   14194879             360                    323                      204000                   203991.81            First Lien              0                      51000                255000
   14194880             360                    323                     183841.58                 177504.11            First Lien              0                        0                  230000
   14194885             360                    323                     271741.92                 261413.77            First Lien              0                      51000                340000
   14194893             360                    321                      178504                   171715.52            First Lien              0                        0                     0
   14194903             360                    322                      108800                   108725.08            First Lien              0                        0                     0
   14194907             360                    323                     359658.42                 346101.39            First Lien              0                      90000                450000
   14194911             360                    315                     274937.66                   225000             First Lien              0                      100000                  0
   14194912             360                    323                     387631.84                 373019.99            First Lien              0                        0                  485000
   14194913             360                    322                     41925.61                   39884.59            First Lien              0                        0                     0
   14194924             360                    321                      156000                     155995             First Lien              0                      39000                195000
   14194926             360                    322                     127778.71                 123635.61            First Lien              0                        0                     0
   14194927             360                    321                     237904.55                 231123.61            First Lien              0                        0                  298000
   14194929             360                    323                     114086.31                 109591.85            First Lien              0                        0                     0
   14194930             360                    323                      436000                     436000             First Lien              0                      109000               545000
   14194937             360                    323                     301723.38                 288644.39            First Lien              0                        0                  380000
   14194938             360                    322                      336000                   335734.08            First Lien              0                      84000                420000
   14194939             360                    322                     104101.56                 100153.43            First Lien              0                        0                  149050
   14194940             360                    322                      148000                     148000             First Lien              0                        0                  185000
   14194942             360                    323                     301634.48                   288586             First Lien              0                        0                  380000
   14194944             360                    322                     670721.44                 645061.69            First Lien              0                        0                     0
   14194946             360                    323                     120288.26                 114039.45            First Lien              0                        0                  133797
   14194947             360                    323                     142261.59                  136655.2            First Lien              0                        0                  178000
   14194960             360                    322                      368400                   366289.37            First Lien              0                      92100                460500
   14194964             360                    318                     97401.55                   92779.69            First Lien              0                        0                  109000
   14194965             360                    323                     199149.95                 191515.09            First Lien              0                        0                  249000
   14194976             360                    323                     126876.46                 120549.82            First Lien              0                        0                  158800
   14194984             360                    323                     119591.79                 115279.83            First Lien              0                        0                  133000
   14194995             360                    322                     97779.89                   93441.02            First Lien              0                        0                     0
   14194996             360                    323                     115873.03                 110892.84            First Lien              0                        0                  145036
   14194999             360                    322                      114000                     114000             First Lien              0                        0                     0
   14195003             360                    323                      112000                   108023.82            First Lien              0                      28000                140000
   14195004             360                    322                     292254.28                  277792.4            First Lien              0                        0                  372993
   14195018             360                    322                     109800.56                   105127             First Lien              0                        0                     0
   14195021             360                    322                       94000                    93405.59            First Lien              0                        0                  117500
   14195023             360                    323                      196100                     196100             First Lien              0                      43300                   0
   14195030             360                    323                      118400                   118372.55            First Lien              0                      22200                148000
   14195032             360                    320                      235280                   234995.36            First Lien              0                      58820                294100
   14195037             360                    323                     117776.9                   112929.5            First Lien              0                        0                  131000
   14195050             360                    322                      144000                   143794.44            First Lien              0                        0                  160000
   14195052             360                    323                      144570                   144467.31            First Lien              0                      32856                180714
   14195058             360                    323                     264696.04                  251431.5            First Lien              0                        0                     0
   14195071             360                    323                      264000                   259927.61            First Lien              0                      66000                330000
   14195073             360                    322                      156100                   149422.34            First Lien              0                        0                     0
   14195074             360                    323                     169786.11                 161119.04            First Lien              0                        0                  220000
   14195077             360                    322                     175673.11                 169156.16            First Lien              0                        0                  220000
   14195082             360                    320                     223717.25                 222596.64            First Lien              0                      28000                280000
   14195096             360                    323                      127040                   127010.22            First Lien              0                      15880                158800
   14195097             360                    323                     149806.45                 144405.09            First Lien              0                        0                     0
   14195098             360                    321                      227500                   224287.59            First Lien              0                      75000                   0
   14195099             360                    323                     187784.35                 179359.31            First Lien              0                        0                     0
   14195100             360                    322                     103837.25                 100396.45            First Lien              0                        0                     0
   14195106             360                    322                       85345                    82248.4             First Lien              0                        0                   90000
   14195107             360                    322                      1500000                  1437678.1            First Lien              0                        0                     0
   14195123             360                    321                     115752.8                  112382.02            First Lien              0                        0                     0
   14195130             360                    322                     101079.37                  97649.84            First Lien              0                        0                     0
   14195133             360                    322                     251564.84                 242773.51            First Lien              0                        0                  315000
   14195138             360                    320                     641951.5                  612044.83            First Lien              0                      75000                   0
   14195139             360                    323                      182700                   182693.42            First Lien              0                        0                     0
   14195143             360                    321                     230664.4                  213844.46            First Lien              0                        0                  289000
   14195150             360                    322                     134023.77                 129476.92            First Lien              0                        0                     0
   14195156             360                    320                     163814.07                 163236.54            First Lien              0                      30735                204900
   14195158             360                    323                     114458.64                  110012.4            First Lien              0                        0                  127300
   14195162             360                    323                     195800.17                 187981.87            First Lien              0                      49000                245000
   14195165             360                    322                     70977.23                   68497.22            First Lien              0                        0                   79000
   14195167             360                    322                     174866.65                 168234.36            First Lien              0                     43411.55              219000
   14195177             360                    322                      160350                     160350             First Lien              0                        0                  168838
   14195178             360                    322                      123750                   119350.28            First Lien              0                        0                     0
   14195180             360                    323                      112500                     112500             First Lien              0                        0                  125000
   14195181             360                    323                     97393.27                   91422.21            First Lien              0                        0                  152500
   14195183             360                    321                     149538.94                 143220.69            First Lien              0                        0                     0
   14195186             360                    323                     319641.42                 305604.89            First Lien              0                        0                  400000
   14195187             360                    322                     70281.36                   65587.2             First Lien              0                        0                     0
   14195192             360                    322                      136000                    135672.2            First Lien              0                      17000                170000
   14195194             360                    323                     273271.25                 260477.97            First Lien              0                        0                  342000
   14195198             360                    321                     217910.72                 211267.01            First Lien              0                        0                  273000
   14195199             360                    322                     262475.05                 251696.38            First Lien              0                        0                     0
   14195204             360                    320                     586624.68                 546885.01            First Lien              0                        0                     0
   14195207             360                    323                     136646.7                  130439.62            First Lien              0                      34200                171000
   14195214             360                    322                       70000                     70000              First Lien              0                        0                     0
   14195215             360                    322                     504435.84                 486082.79            First Lien              0                        0                     0
   14195217             360                    323                     137859.07                 132662.48            First Lien              0                        0                  183990
   14195223             360                    323                     115889.94                 111416.93            First Lien              0                        0                  145000
   14195225             360                    321                      188800                   187831.41            First Lien              0                        0                  236000
   14195226             360                    322                      356725                   339485.58            First Lien              0                        0                     0
   14195228             360                    321                     219531.15                 213138.33            First Lien              0                        0                  275000
   14195229             360                    322                      104599                    103761.1            First Lien              0                        0                  110105
   14195234             360                    322                      241600                    241428.7            First Lien              0                      60400                302000
   14195238             360                    322                     195314.32                 186313.95            First Lien              0                        0                     0
   14195244             360                    322                      201700                     201700             First Lien              0                        0                     0
   14195248             360                    322                     59835.15                   57416.64            First Lien              0                        0                   74900
   14195250             360                    320                     131138.82                 123976.86            First Lien              0                        0                  164900
   14195257             360                    322                     135532.39                 130128.49            First Lien              0                        0                  150900
   14195258             360                    322                     116125.83                 111228.39            First Lien              0                        0                     0
   14195262             360                    323                     829302.7                  801068.59            First Lien              0                        0                     0
   14195265             360                    320                      300000                   298468.78            First Lien              0                        0                  375000
   14195267             360                    323                       75050                    74459.96            First Lien              0                        0                     0
   14195273             360                    322                      299250                   299171.72            First Lien              0                        0                  315000
   14195274             360                    323                     388603.39                 372839.53            First Lien              0                        0                  570000
   14195295             360                    323                     99091.42                   92052.98            First Lien              0                        0                  124000
   14195298             360                    323                     68702.24                   66366.93            First Lien              0                        0                   76400
   13918450             360                    317                      650000                   612968.88            First Lien              0                        0                  905000
   13918921             360                    317                      260955                   260929.79            First Lien              0                        0                  289950
   13920340             360                    317                      544000                   543584.56            First Lien              0                      100000                  0
   13920856             360                    317                      214400                   203508.58            First Lien              0                      53600                268000
   13920884             360                    317                      150000                     150000             First Lien              0                        0                     0
   13920894             360                    317                      150000                     150000             First Lien              0                        0                     0
   13921034             360                    317                      600000                   571987.33            First Lien              0                        0                     0
   13921045             360                    317                      147600                   147597.23            First Lien              0                        0                  164000
   13921054             360                    319                      160000                   143435.07            First Lien              0                        0                  200000
   13923149             360                    317                      253000                   226594.01            First Lien              0                        0                     0
   13923156             360                    316                      574000                   541455.93            First Lien              0                      41000                   0
   13923189             360                    317                      180000                   174708.75            First Lien              0                      45000                225000
   13924092             360                    318                      118000                    7599.77             First Lien              0                      49800                210000
   13924093             360                    319                      113000                   105675.79            First Lien              0                        0                  119000
   13924126             360                    317                      155000                     152000             First Lien              0                        0                     0
   13924130             360                    317                      141200                     141200             First Lien              0                        0                     0
   13925186             360                    320                      1687000                   1686965             First Lien              0                        0                     0
   13925354             360                    318                      112000                   106574.07            First Lien              0                        0                  140000
   13925358             360                    318                      256000                     256000             First Lien              0                        0                     0
   13925377             360                    318                      447200                   425042.66            First Lien              0                        0                  559000
   13925395             360                    318                      490000                   470075.82            First Lien              0                        0                     0
   13925397             360                    317                      177600                     177600             First Lien              0                        0                  222000
   13925631             360                    318                      174900                    167465.6            First Lien              0                        0                     0
   13928945             360                    318                      188000                    187845.9            First Lien              0                        0                     0
   13929598             360                    318                      603200                   594685.81            First Lien              0                        0                     0
   13929629             360                    318                      187500                    187443.1            First Lien              0                        0                     0
   13929663             360                    319                      214000                   203002.87            First Lien              0                        0                     0
   13929676             360                    318                      224068                   211476.88            First Lien              0                        0                  280087
   13930683             360                    318                      489600                     489060             First Lien              0                      122400               612000
   13930760             360                    318                      1500000                  1499721.43           First Lien              0                        0                     0
   13936833             360                    318                      111900                    105870.1            First Lien              0                      27950                   0
   13936837             360                    317                       82800                    78632.71            First Lien              0                        0                   92000
   13936855             360                    317                      215000                   214999.15            First Lien              0                        0                  268768
   13936870             360                    318                      319920                   304063.38            First Lien              0                      79980                399900
   13937185             360                    318                      395000                   315973.65            First Lien              0                      95000                   0
   13937349             360                    318                      380000                   375169.86            First Lien              0                        0                     0
   13939705             360                    319                      604000                     604000             First Lien              0                      75500                755000
   13939721             360                    317                       97600                    97537.47            First Lien              0                      24400                122000
   13779148             360                    315                      441000                   418281.74            First Lien              0                        0                     0
   13779844             360                    317                      1946000                   1946000             First Lien              0                        0                     0
   13870382             360                    315                       93000                     93000              First Lien              0                        0                     0
   13906574             360                    316                      191600                     191600             First Lien              0                        0                  239500
   13906930             360                    318                      581000                   571327.01            First Lien              0                        0                     0
   13907565             360                    314                       70000                    42970.07            First Lien              0                      20000                100000
   13907663             360                    317                      290000                   289932.97            First Lien              0                        0                     0
   13907680             360                    317                      319905                   318364.34            First Lien              0                      60000                399900
   13909928             360                    317                      119900                   114301.98            First Lien              0                      30000                149900
   13909933             360                    317                      119900                   114301.98            First Lien              0                      30000                149900
   13910251             360                    317                      289600                   288823.33            First Lien              0                      72400                362000
   13918448             360                    317                      245600                     245600             First Lien              0                      61400                307000
   13946201             360                    319                       52650                    51844.85            First Lien              0                        0                     0
   13947171             360                    319                      220000                     220000             First Lien              0                      55000                275000
   13947172             360                    319                      386000                    367713.1            First Lien              0                      96500                482500
   13947179             360                    319                      304000                     303950             First Lien              0                      55000                380000
   13948537             360                    319                      592000                   563431.84            First Lien              0                        0                     0
   13948541             360                    319                      228105                   216871.39            First Lien              0                        0                  285132
   13948548             360                    318                      147200                    138928.6            First Lien              0                        0                     0
   13948571             360                    319                      255666                   244610.13            First Lien              0                        0                  284074
   13948721             360                    319                      126600                   126482.17            First Lien              0                        0                     0
   13948726             360                    320                      452000                   451959.53            First Lien              0                        0                  674190
   13948727             360                    320                      455900                   453865.48            First Lien              0                        0                  687810
   13948763             360                    319                      999999                   950425.41            First Lien              0                        0                  1550000
   13948792             360                    318                      159300                     159300             First Lien              0                        0                  177000
   13948796             360                    318                      350000                   342297.82            First Lien              0                        0                  389000
   13948798             360                    318                      270000                   268032.43            First Lien              0                        0                  300000
   13949276             360                    319                       91350                     91350              First Lien              0                      22800                114200
   13949576             360                    319                      260000                     260000             First Lien              0                        0                     0
   13949602             360                    319                      235039                   220956.54            First Lien              0                        0                  261155
   13949606             360                    320                      322700                   306430.41            First Lien              0                        0                     0
   13949610             360                    314                       61200                    57920.21            First Lien              0                        0                   68000
   13950085             360                    319                      171950                   169644.69            First Lien              0                        0                  181000
   13950108             360                    319                      405000                     405000             First Lien              0                        0                     0
   13950137             360                    320                      260000                   247360.75            First Lien              0                        0                  289000
   13953919             360                    319                      205200                   202696.24            First Lien              0                        0                     0
   13953937             360                    318                      139500                   139470.94            First Lien              0                        0                  155000
   13953956             360                    319                      104000                   103999.12            First Lien              0                      26000                130000
   13954014             360                    319                      133000                   126308.11            First Lien              0                        0                     0
   13954045             360                    319                      103600                   102803.69            First Lien              0                        0                     0
   13954930             360                    318                       84000                    79684.22            First Lien              0                      21000                105000
   13954980             360                    318                      115800                   110198.16            First Lien              0                        0                  121900
   13954987             360                    319                      322700                    304078.1            First Lien              0                       4200                   0
   13955017             360                    319                      246000                    241270.7            First Lien              0                      61500                307500
   13955275             360                    320                      560000                   522740.18            First Lien              0                        0                     0
   13955315             360                    319                      331900                   315202.95            First Lien              0                      83000                414900
   13956603             360                    319                       74950                    71000.21            First Lien              0                      10100                 94500
   13956605             360                    319                      102600                    97535.35            First Lien              0                        0                  114000
   13956609             360                    320                      237600                   223727.28            First Lien              0                        0                     0
   13956618             360                    320                      464000                   454516.62            First Lien              0                        0                  580000
   13956627             360                    320                      140000                   139960.07            First Lien              0                      35000                175000
   13956635             360                    320                       82400                    82112.99            First Lien              0                      10500                105000
   13957048             360                    320                      139500                   122508.14            First Lien              0                        0                     0
   13957067             360                    319                      263200                   249653.87            First Lien              0                        0                  329000
   13957084             360                    320                       97600                    97599.66            First Lien              0                      18300                   0
   13957095             360                    319                      134400                   126731.83            First Lien              0                        0                  168000
   13957096             360                    319                      152000                   141661.23            First Lien              0                      38000                190000
   13957401             360                    319                       49050                    44515.56            First Lien              0                        0                   54500
   13957423             360                    319                      364000                     364000             First Lien              0                        0                     0
   13945513             360                    318                      103500                    99515.6             First Lien              0                        0                     0
   13945768             360                    318                      142040                   134069.78            First Lien              0                      35500                177550
   13945796             360                    319                      750000                   749999.99            First Lien              0                        0                  1400000
   13946193             360                    318                      434700                     434700             First Lien              0                        0                     0
   14188587             360                    317                      135000                   134641.94            First Lien              0                        0                     0
   14188589             360                    322                      202250                   198536.65            First Lien              0                        0                  212900
   14152492             360                    297                     102396.92                 100835.85            First Lien              0                        0                  128000
   14152493             360                    299                     368711.69                   351369             First Lien              0                        0                  474000
   14152631             360                    296                     365125.87                 348821.42            First Lien              0                        0                  394375
   14152476             360                    298                     556783.54                 533060.55            First Lien              0                        0                  635000
   13907901             360                    315                      212900                   203521.78            First Lien              0                        0                  224143
   14188570             360                    319                     337999.99                 337999.99            First Lien              0                      55000                   0
   13907906             360                    315                      177800                   172114.82            First Lien              0                        0                  187200
   14188573             360                    321                     156222.05                 154682.45            First Lien              0                        0                     0
   14145510             360                    291                     78740.59                   77592.41            First Lien              0                        0                     0
   14152644             360                    296                     334624.71                 320597.25            First Lien              0                        0                  430000
   13907910             360                    315                      155000                   145003.83            First Lien              0                        0                     0
   14188745             360                    320                     64899.99                   64899.99            First Lien              0                        0                     0
   14145336             360                    290                       58818                    58047.06            First Lien              0                        0                     0
   14152465             360                    297                     329201.54                 314140.64            First Lien              0                        0                     0
   14188720             360                    322                      406400                   406399.99            First Lien              0                        0                     0
   14188721             360                    321                       68400                    68368.96            First Lien              0                        0                   72000
   14188562             360                    322                      109350                    109148.1            First Lien              0                        0                  121500
   14188725             360                    322                     98943.23                   97142.95            First Lien              0                        0                     0
   14188726             360                    320                      286200                   286199.99            First Lien              0                        0                     0
   14188565             360                    320                     70899.99                   70899.99            First Lien              0                        0                     0
   14188710             360                    320                     70899.99                   70899.99            First Lien              0                        0                     0
   14188712             360                    321                      484000                     484000             First Lien              0                        0                     0
   14152299             360                    297                     335968.57                 322082.17            First Lien              0                        0                     0
   14188715             360                    322                      100000                    99953.73            First Lien              0                      25000                   0
   14188555             360                    322                      127200                     127200             First Lien              0                      15900                   0
   14152460             360                    298                     974832.79                 934093.53            First Lien              0                        0                  1875000
   16396895             360                    318                      548000                   360394.71            First Lien              0                        0                  685000
   16396896             360                    318                      515000                   514712.72            First Lien              0                        0                     0
   16396897             360                    318                      1000000                   988213.9            First Lien              0                        0                     0
   16396898             360                    317                      550000                     550000             First Lien              0                        0                     0
   14152443             360                    299                     583223.83                  554915.7            First Lien              0                        0                  792500
   14188701             360                    319                     177949.67                   173950             First Lien              0                        0                     0
   14188543             360                    321                      537200                     537200             First Lien              0                      100700               671512
   14188544             360                    317                      142064                   142063.46            First Lien              0                        0                     0
   14188706             360                    321                     121947.6                   117935.5            First Lien              0                        0                  163000
   14188548             360                    322                      121500                     121500             First Lien              0                        0                  127900
   14188529             360                    321                       87500                    86537.9             First Lien              0                        0                     0
   16396880             360                    317                      322750                     322750             First Lien              0                        0                  630000
   16396882             360                    317                      512000                     512000             First Lien              0                      30000                   0
   16396883             360                    317                      420000                   418529.91            First Lien              0                      88000                   0
   16396884             360                    318                      323000                     323000             First Lien              0                      30098                   0
   16396885             360                    317                      338400                     338400             First Lien              0                      63400                423000
   16396886             360                    318                      413150                   413149.87            First Lien              0                      122100                  0
   16396887             360                    318                      322800                     322800             First Lien              0                      20600                   0
   13975878             360                    320                      1455000                  545665.47            First Lien              0                      500000               2425000
   16396888             360                    318                      472000                     472000             First Lien              0                        0                  590000
   16396889             360                    318                      516000                     516000             First Lien              0                      64500                645000
   14152277             360                    297                     566140.98                 544229.03            First Lien              0                        0                     0
   14188533             360                    322                      196000                     195985             First Lien              0                        0                     0
   14178571             360                    322                      285600                     285600             First Lien              0                        0                  357000
   14188536             360                    321                     426599.99                 426599.99            First Lien              0                        0                  474000
   14188539             360                    320                       76000                     76000              First Lien              0                        0                     0
   16396890             360                    318                      800000                     800000             First Lien              0                      200000               1320000
   16396891             360                    317                      428000                   427180.42            First Lien              0                        0                     0
   16396893             360                    318                      408000                     408000             First Lien              0                        0                     0
   14152268             360                    297                     335223.36                 318976.86            First Lien              0                        0                  432500
   14178384             360                    299                     293111.76                 280075.39            First Lien              0                        0                     0
   14183896             360                    323                     259603.1                  252896.81            First Lien              0                      48750                325000
   16396862             360                    318                      130400                   124082.55            First Lien              0                        0                     0
   16396863             360                    317                       88850                    85122.34            First Lien              0                        0                  111105
   16396864             360                    314                      360000                   343269.07            First Lien              0                        0                     0
   16396865             360                    315                      334000                   315775.29            First Lien              0                        0                     0
   16396866             360                    312                      160000                   152289.04            First Lien              0                        0                     0
   16396869             360                    317                      132750                   126697.16            First Lien              0                        0                  147500
   14178390             360                    299                      165732                   165550.53            First Lien              0                        0                  207165
   13908094             360                    316                       62035                    60134.52            First Lien              0                        0                   65300
   14159681             360                    304                     446689.23                 417386.05            First Lien              0                        0                  575000
   16396870             360                    312                      103000                    102996.5            First Lien              0                        0                  115000
   14159686             360                    304                     391646.13                 374339.44            First Lien              0                        0                     0
   16396871             360                    317                      203200                   191486.86            First Lien              0                        0                     0
   16396872             360                    308                      348000                   330246.15            First Lien              0                        0                     0
   14159688             360                    304                     584968.64                 552417.21            First Lien              0                        0                     0
   16396873             360                    308                      400500                   381550.44            First Lien              0                        0                  445000
   16396876             360                    314                      500000                   499999.99            First Lien              0                        0                     0
   16396877             360                    316                      243000                   232118.11            First Lien              0                        0                     0
   16396878             360                    316                      436500                   415630.05            First Lien              0                        0                  485000
   16396879             360                    318                      380800                     380800             First Lien              0                      71400                476000
   13976599             360                    318                      168000                   164756.66            First Lien              0                        0                     0
   14184189             360                    319                     149712.56                  92388.72            First Lien              0                        0                     0
   13968136             360                    317                      189750                   180390.66            First Lien              0                        0                     0
   13968139             360                    317                      135900                   131384.88            First Lien              0                        0                  169930
   14183804             360                    321                     99420.76                   95325.06            First Lien              0                        0                     0
   13968156             360                    319                      141500                   136374.58            First Lien              0                      17700                176900
   14178302             360                    298                     409798.69                 388098.34            First Lien              0                        0                     0
   14183652             360                    317                     143284.53                 140400.38            First Lien              0                        0                  160000
   14183816             360                    321                     72393.98                   70350.69            First Lien              0                        0                   76500
   13968321             360                    318                       64600                    62664.69            First Lien              0                        0                   68000
   14183659             360                    321                     39891.31                   38925.67            First Lien              0                        0                   67500
   13908010             360                    316                      295200                   290445.82            First Lien              0                        0                  369000
   13968339             360                    319                      145350                    54441.69            First Lien              0                        0                  154250
   13908022             360                    316                      196000                   185073.33            First Lien              0                      36750                245000
   14178324             360                    298                     411504.84                 395135.52            First Lien              0                        0                     0
   14183836             360                    321                     62537.14                   60647.53            First Lien              0                        0                   66000
   14159621             360                    302                     376401.41                 360887.23            First Lien              0                        0                     0
   14183843             360                    322                     31527.43                   30586.03            First Lien              0                        0                   39500
   14183845             360                    320                     76106.55                   72947.24            First Lien              0                        0                   76500
   14159631             360                    304                     348243.84                 333167.03            First Lien              0                        0                     0
   14178346             360                    299                     355369.24                 340591.23            First Lien              0                        0                  457000
   14178347             360                    299                     455218.82                 342741.26            First Lien              0                        0                     0
   13976541             360                    319                      364000                   357889.57            First Lien              0                        0                  383250
   14178348             360                    298                     731975.39                 702040.13            First Lien              0                        0                     0
   14159637             360                    303                     411152.41                 393806.33            First Lien              0                        0                     0
   13976544             360                    311                      130150                    127287.6            First Lien              0                        0                  137000
   14178510             360                    298                     341391.9                  324990.29            First Lien              0                        0                  550000
   14178514             360                    299                     499999.14                 499451.66            First Lien              0                        0                     0
   16396832             360                    311                      410350                     410350             First Lien              0                        0                     0
   16396833             360                    312                      108400                   103811.24            First Lien              0                        0                  135500
   16396834             360                    313                      493200                   468884.92            First Lien              0                        0                     0
   16396835             360                    314                      238000                   223002.61            First Lien              0                        0                     0
   16396836             360                    315                      400000                   377113.64            First Lien              0                        0                     0
   16396837             360                    316                      215000                   214759.23            First Lien              0                        0                     0
   16396838             360                    315                      227500                   214279.09            First Lien              0                        0                  327634
   16396839             360                    311                      228000                   214887.61            First Lien              0                        0                     0
   13968378             360                    319                       54000                    52553.84            First Lien              0                        0                   60000
   13908066             360                    316                      103500                    99505.8             First Lien              0                        0                     0
   14178364             360                    298                      519200                   475865.88            First Lien              0                        0                  649000
   16396840             360                    313                      135000                   134999.99            First Lien              0                        0                     0
   16396841             360                    314                      750000                    749999.5            First Lien              0                        0                     0
   16396842             360                    315                      368000                   367398.37            First Lien              0                      66000                   0
   16396843             360                    315                      473500                   444812.32            First Lien              0                        0                     0
   16396844             360                    315                      745000                   744545.44            First Lien              0                        0                     0
   16396845             360                    315                      135200                   127822.89            First Lien              0                        0                     0
   16396846             360                    315                      212000                   201148.51            First Lien              0                        0                     0
   16396847             360                    316                      640000                   639840.75            First Lien              0                        0                     0
   16396848             360                    316                      195200                   191486.42            First Lien              0                        0                     0
   16396849             360                    317                      210000                   198868.72            First Lien              0                        0                     0
   14178370             360                    299                     386768.36                 355971.84            First Lien              0                        0                  607500
   13908079             360                    314                      369000                   352373.64            First Lien              0                        0                     0
   16396850             360                    317                      244000                     244000             First Lien              0                        0                  305000
   16396851             360                    317                      145800                     145800             First Lien              0                        0                  162000
   16396852             360                    308                      412400                   389562.76            First Lien              0                        0                     0
   14159668             360                    304                     437141.68                 418177.97            First Lien              0                        0                     0
   16396853             360                    316                      738800                     738800             First Lien              0                        0                     0
   16396855             360                    313                      900000                   899879.79            First Lien              0                        0                     0
   16396856             360                    308                      126000                   119814.14            First Lien              0                        0                  140000
   16396857             360                    314                      999990                   999989.99            First Lien              0                        0                     0
   16396858             360                    314                      474500                   450477.88            First Lien              0                        0                     0
   16396859             360                    314                      152000                   151480.33            First Lien              0                        0                     0
   14152402             360                    299                     320474.96                 305997.46            First Lien              0                        0                     0
   14178380             360                    298                     488259.06                 466696.01            First Lien              0                        0                     0
   14178542             360                    299                     358327.71                 343051.86            First Lien              0                        0                     0
   13907880             360                    316                      165650                   157556.44            First Lien              0                      31050                207100
   13907882             360                    315                       65000                    62819.28            First Lien              0                        0                     0
   13907894             360                    315                      400000                   379082.69            First Lien              0                        0                     0
   14184134             360                    321                     139176.67                 135182.82            First Lien              0                        0                  147500
   14145671             360                    290                       70000                    67062.5             First Lien              0                        0                  155000
   14145682             360                    293                      200000                    97722.92            First Lien              0                        0                  250000
   13982191             360                    287                      321600                    298906.3            First Lien              0                        0                     0
   14195011             360                    322                     77847.99                   74785.17            First Lien              0                        0                   86700
   14184173             360                    322                     130803.65                 126848.77            First Lien              0                        0                  138000
   14003261             360                    294                      500000                   100158.89            First Lien              0                        0                     0
   14059121             360                    319                      272000                   268539.56            First Lien              0                        0                  340000
   14152684             360                    298                     334564.04                 320850.93            First Lien              0                        0                  490000
   13907952             360                    316                       66600                    63353.7             First Lien              0                        0                   75000
   14003272             360                    295                      360000                   248931.44            First Lien              0                        0                     0
   14059130             360                    320                      822500                   692670.01            First Lien              0                        0                  1175000
   14184033             360                    321                     99652.69                   96726.4             First Lien              0                        0                     0
   14188597             360                    321                      170800                   168375.36            First Lien              0                        0                  179900
   14003407             360                    294                      407000                   403727.77            First Lien              0                        0                     0
   14059102             360                    310                       71150                    35243.67            First Lien              0                        0                     0
   14059104             360                    319                      300000                   255346.52            First Lien              0                        0                     0
   13982046             360                    273                      482000                   460530.34            First Lien              0                        0                     0
   13907771             360                    315                      277000                     276500             First Lien              0                        0                     0
   14003411             360                    295                      280000                   264007.77            First Lien              0                        0                     0
   14003415             360                    294                      587500                   587430.27            First Lien              0                        0                     0
   14003417             360                    294                      358200                    355635.4            First Lien              0                        0                     0
   14184013             360                    322                     52136.54                   50397.42            First Lien              0                        0                   58000
   14059115             360                    319                      203000                   199303.23            First Lien              0                        0                     0
   14145705             360                    293                      400000                   399551.18            First Lien              0                        0                     0
   13982050             360                    287                      1000000                  932798.92            First Lien              0                        0                     0
   14152679             360                    296                      130800                   130733.03            First Lien              0                        0                  163500

   LOAN_SEQ        APPRAISAL        LOAN_TO_VALUE        COMBO_LTV                MI               MTG_INS    MI_PCT          CURRENT_GROSS_COUPON            SERV_FEE      MSERV    LPMI      TOTAL_STRIP
   16723414         325000           76.91999817            100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16723433         550000               80                89.91                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16723434         410000           79.98999786           99.99                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16723436         505000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16723259         575000           79.30000305            89.3                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16723307         765000               80                84.99                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16723326         590000           77.97000122           77.97                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16723329         620000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16723332         625000           78.33999634           97.92                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16723336         531000           76.26999664           76.27                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16384002          90000               80                  95                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16567155         130000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16609650         720000           42.36000061           42.36                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16609670         185000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16606188         250000               80                  80                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16609603         150000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16609612         220000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16609647         365000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16606079         150000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16606086         315000               80                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16606094         186000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16606099         101000           64.34999847           89.11                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16606111         258000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16606128         120000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16606140         120000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16606032         137000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16606065         327000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16605974         282000           79.98000336           99.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16605981         169000           79.19999695           98.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16605984         557000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16605985         585750               80                 100                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16605992         625000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16606025         300000               75                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16606028         169000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16605726         390000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16605734         260000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16605756         160000               75                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16604468         275000               80                  90                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16604471         760000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16604497         1400000              75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16604512          50000               95                  95              Republic MIC           BPMI        30                    8.625                    0.375          0        0          0.375
   16605777         235000           77.23000336             90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16604538         176000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16604550         136000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16604551         109000               70                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16604569         466000           79.83000183           79.83                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16605653          85000               75                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16604066         2307500              70                89.57                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16604087         145000           77.23999786           77.24                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16604138         242500           67.01000214           67.01                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16604142         1464357          68.29000092             90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16604148         110000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16604150         260000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16604161         377500           79.97000122           99.97                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16604162         120000               80                  80                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16604181         1695000              75                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16603965         175000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16604230         487000           79.98999786           99.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16604245         840000           79.40000153            79.4                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16604248         157000               80                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16604272         225000           79.91999817           89.91                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16604050         365000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16604297         269000               80                  80                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16604356         665000           79.98999786           94.99                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16604365         650000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16604381         342000               95                  95              GE Capital MI          BPMI        30                    8.75                     0.375          0        0          0.375
   16604384         715000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16604385         1082500          60.04999924           60.05                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16603864         675000           67.77999878             90                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16603898         580000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16603926         1050000          62.86000061           62.86                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16603933         660000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16603935         148000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16603938         850000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16603954         195000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16603826         131000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16603834          69000               75                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16602841         162000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16602849         335000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16602638         238000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16602882         327000               80                99.93                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16602896         395000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16602897         950000               75                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16602921         350000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16602936         131000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16602939         216000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16602950         399000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16602682         270000               80                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16602984         131000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16603011         1255000          79.68000031           89.64                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16603029         398000               80                99.99                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16603055         124000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16603060         142000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16602727         210000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16602749         304000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16602781         570000           73.16000366           73.16                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16602788         1190000              80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16602800         584000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16603806          80000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16602822         715000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16602601         145000               80                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16602575         115000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16601345         275000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16601432         462000               80                99.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16602500         407000           79.98000336           94.98                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16601116         187000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16601154         650000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16601165         225000               80                  95                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16601282         585000               75                  85                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16601019         175500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16601025         660000               75                  75                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16601028         267500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16601044         266000               80                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16600798         660000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16600827         365000           60.40999985           60.41                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16600846         560000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16600900         106000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16600912         165000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16600920         330000           61.20999908           61.21                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16599943         110100               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16599901         515500               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16599911         158000           83.54000092           83.54            United Guaranty         BPMI        12                     8.5                     0.375          0        0          0.375
   16599851         151000               69                  90                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16599671         1000000              80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16599789          89000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16599791         1300000              75                99.08                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16599803         165000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16599532         305000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16599537         187000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16599538         210000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16718274         560000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16718336         250000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16021408         595000           78.31999969           78.32                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16717747         715000           79.44000244           94.27                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16400774         612000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16018725         420000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16596439         105000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16596446          65000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16596515         253000           79.98000336            100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16596519         310000               80                 100                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   16596554         115000               70                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16596560         250000               70                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16596573         165000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596207         167000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596217          78000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16596654         560000           74.45999908           88.39                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16596683         224500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596731         755000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596755         148500               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596759         205000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16596766         186000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596806         250500               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596812         190000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16597192         1300000              75                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16597258         158000           79.98999786            100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16597342         710000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16597359         465000               65                89.99                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16597466         286000               75                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16597470         290000           79.97000122           79.97                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16597472         300000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596266         400000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16597533         133000           79.98000336           99.96                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16597629         243000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16597677         232000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16597684         224000           79.62000275           89.58                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16597694         230000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596382         310000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16717475         437000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16595393         710000               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16595432         350000               80                  90                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16595480         540000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16595491         250500               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16595294         465000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16595304         270000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16594949         983000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16594958         433500           79.98999786           99.99                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16595040         213000           79.98000336           94.98                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16595043         213000           79.98000336           94.98                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16595070         210000               75                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16595107         290000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16595108         2500000              65                  80                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16595174         330000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16595240         123000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16594873         319000               90                  90              GE Capital MI          BPMI        25                    6.999                    0.375          0        0          0.375
   16594921         413500               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16591476         250000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16591409         395000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16591416         270000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16591603         156000               70                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16591630         300000               70                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16591634         280000               75                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16591643         235000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16591439         215500           79.98000336           99.95                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16594724         125000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16594759         392000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16591318         255000               75                92.01                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16591350         166000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16643793         150000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16648357         839000           11.93000031           11.93                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16546141         392000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16612965         242000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16632265         207000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16632303         277500               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16632544         251000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16671492         117000               80                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16671306         125000               80                  95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16717428         275000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16013891         455000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16717216         345500           79.98000336           94.98                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16013757         485000               80                99.96                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16013759         331000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16395572         326000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16395621         260000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16395368         155000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16395218         365000           76.26999664           83.14                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16393894         330000           74.98000336           99.97                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16393924         595000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16001655         2400000              65                83.75                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16393880         161000               95                  95                   PMI               BPMI        30                    6.875                    0.375          0        0          0.375
   16393889         420000           73.80999756           84.52                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16714865         298000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16714872         340000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16714897         417000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16393828         365000               80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16714065         572000               100                100                   PMI               LPMI        35                     8.5                     0.375          0      0.89         1.265
   16643527         750000           46.66999817             90                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16640672         525000               80                99.81                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16704481         135000           89.26000214           89.26            United Guaranty         BPMI        25                    6.375                    0.375          0        0          0.375
   16768365         1300000              75                89.92                 No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16704478         565000           44.93999863           44.94                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16612699         650000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16768346         450000               80                94.99                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16704429         610000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16704431         283000           79.86000061           85.51                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16704432         540000               80                  80                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16704438         480000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16663876         645000           64.65000153           64.65                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16704410         364000               80                  80                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16704414         1075000          69.76999664           69.77                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16628983         650000           64.15000153           88.92                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16672967         620000           64.51999664           64.52                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16704421         320000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16704422         313000           79.98999786           99.99                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16704427         375000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16658493         350000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16658496         645000               90                  90             United Guaranty         BPMI        25                    6.875                     0.25          0        0          0.25
   16666841         1250000          64.95999908           64.96                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16397414         400000               75                  75                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16708282         505000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16728208         263000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16670374         1150000              75                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16718167         360000               80                  95                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16768207         215000               80                89.95                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16780762         610000           52.45999908           52.46                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16777036         398500               80                99.99                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16718169         247000           79.95999908           99.96                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16780683         425000               80                 100                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16798242         1400000              75                  95                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16780684         248000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16658456         595000           76.37999725             85                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16684538         500000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16780685         1035000              80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16780686         389000           56.56000137             80                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16723599         525000           79.83999634           94.99                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16780687         389000           56.56000137             80                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16596966         278000               70                  70                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16731301         425000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16730331         240000               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16704415         340000           74.70999908           74.71                 No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16730094         723000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16714138         218000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16676658         179000           87.98999786           87.99                  PMI               LPMI        25                    8.125                    0.375          0       0.5         0.875
   16649294         358000               70                  90                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16649295         252000               80                99.04                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16649296         302000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16649305         355000           60.56000137           60.56                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16649306         114000               85                  85                   PMI               BPMI        12                     6.5                     0.375          0        0          0.375
   16649311         700000               70                  70                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16649315          69000           90.69999695            90.7                  PMI               BPMI        30                     8.5                     0.375          0        0          0.375
   16649316         139000               80                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16649319         735000               80                93.61                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16649320         1340000              70                  70                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16649321         174000               80                  80                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16649323         560000           76.06999969           76.07                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   16649329         225000               80                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16649332         335000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16649335         350000           52.86000061           52.86                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16649345         149000           94.97000122           94.97             GE Capital MI          BPMI        30                     8.5                     0.375          0        0          0.375
   16649330         375000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16591163         560000               80                88.93                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16591142         175500               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16591095         1500000              70                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16586122         640000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16586032         240000           79.98999786           99.98                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16585938         325000               75                  75                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16585839         249000           79.98000336           94.98                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16585870         650000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16585764         140000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16585766         127000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16585809         320000           74.98000336            100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16585691         1600000              70                  70                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16585702         525000               80                  80                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16673048         540000           77.22000122            100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16664301         258000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16629050         210000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16717262         775000           64.51999664           74.19                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16717271         265000           58.11000061           58.11                 No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16629043         2100000              70                  70                  No MI              NO MI        0                    8.375                     0.25          0        0          0.25
   16770690         184000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16549566         625000           77.22000122            100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16658431         815000           73.62000275           73.62                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16658433         580000           71.90000153            71.9                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16658436         290000               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16663945         535000               80                93.46                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16658437         1650000          59.09000015           89.39                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16658439         380000           76.83999634           89.87                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16585659         325000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16658410         391000               75                  75                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16770680         585000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16585643         163000           74.94999695           99.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16585585         119000               75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16770640         530000           76.04000092           86.42                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770643         362000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16672635         465000           64.51999664           64.52                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770645         1750000              75                 100                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16585530         320069               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16664298         865000           52.02000046           52.02                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549521         1720000          37.79000092           37.79                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16684229         428000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549529         775000               80                  80                  No MI              NO MI        0                    8.25                      0.25          0        0          0.25
   16585565         170000               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16684239         238000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16663909         460000               70                  70                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16684241         750000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16684246         610000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16585448         480000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16672621         735000           64.62999725           64.63                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16770634         370000               80                  95                  No MI              NO MI        0                    5.75                      0.25          0        0          0.25
   16664285         780000           76.79000092           87.05                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770638         625000               80                  95                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16770614         170000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770616         860000               70                  70                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16770617         718000               75                  75                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770612         690000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16575471         134000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16629027         390000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16666872         1250000          79.91999817           79.92                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16666877         370000               80                 100                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16634180         465000               80                 100                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16704574         560000           78.38999939           78.39                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16666882         527000               80                 100                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16360981         228000               75                89.98                 No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16634176         287000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16634178         1200000          58.33000183           58.33                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16634179         685000               80                  95                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16664256         590000           79.66000366           79.66                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16723792         730000           79.41999817            100                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16770603         610000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16770607         550000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16723788         350000               80                  95                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16664241         343000           74.93000031            100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16634168         364000           79.98999786            100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16704558         545000           76.65000153            100                  No MI              NO MI        0                      6                       0.25          0        0          0.25
   16666864         560000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16666868         105000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16634170         420000               80                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16634172         435000               80                 94.6                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16634173         925000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16634174         485000               80                 100                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16664221         600000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16609713         475000           79.91000366            94.9                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16723761         850000           11.76000023           11.76                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16664229         447000               60                  60                  No MI              NO MI        0                    5.875                     0.25          0        0          0.25
   16723765         505000           52.47999954           52.48                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16723769         480000               80                  95                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16664235         285000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16666848         804000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16666849         595000           59.65999985           89.08                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16666853         150000           68.58000183           68.58                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16666855         455000               80                99.99                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16575446         205000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16664218         340300               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16717169         1200000             72.5               79.98                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16575379         275000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   15562837         1880000              65                  80                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16572168         305000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16574856         547500           79.98999786            100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16574881         140000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16574968         830000               75                  75                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16574976         222000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16575041          60000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16575078         1500000              75                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16575091         154000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16572080         670000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16572082         573000           24.76000023           24.76                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16572097         240000               70                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16571615         1150000              70                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16571622          80000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16571628         146000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16571666         302000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16571706         108000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16571811         555000               80                  95                   PMI               BPMI        12                    7.375                    0.375          0        0          0.375
   16571877         570000               80                92.11                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16571882         116000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16571915         248000               80                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16571967         1650000              75                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16571998         770000               80                  97                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16572062         118000               75                 100                  No MI              NO MI        0                    9.125                    0.375          0        0          0.375
   16570714         220000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16570722         410000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16570748         442000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16570754         315000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16570772         695000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16571582         148500               80                  80                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16570641         160000               75                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16570670         290000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16570672         200000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16570265         228000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16570364         290000               70                  90                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16570393         280000           94.97000122           94.97                  PMI               BPMI        30                    6.875                    0.375          0        0          0.375
   16570422         163000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16570532         340000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16570618         469000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16567734         257000           79.98999786           94.97                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16567794         731000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16567854          78000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16567951         1250000              65                  65                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16568170         330000               80                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16568237         150000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16568786         1075000              65                  90                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16568839         670000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16568938         742000               85                87.37         Mortgage Guaranty In       BPMI        12                    7.75                     0.375          0        0          0.375
   16568959         230000               80                  80                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16569006         225000               80                99.78                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16569057         382000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16569147         1677000              75                95.87                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16567550         655000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16567583         230000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16567693         523000               80                  80                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16567714         115000               95                  95             United Guaranty         BPMI        30                    7.75                     0.375          0        0          0.375
   16567628         175000               70                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16575280         406000               80                94.08                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16575314         162000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16575317         200000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16575263         545000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16567389         250000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16567397         115000               75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   15499345         250000           79.95999908            100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16672551         375000           74.66999817           74.67                 No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16672547         292000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16609682         255000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16609683         1150000          61.74000168           61.74                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16609687         1250000          74.76999664           74.77                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16692141         660000           79.55000305            94.7                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16672540         660000               75                89.82                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16208271          94500           89.94999695           89.95             Republic MIC           LPMI        25                    6.625                     0.25          0      0.39         0.64
   16664190         152000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16609663         340000               80                  90                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16634781         380000           75.79000092           75.79                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16664189         425000               80                  80                  No MI              NO MI        0                      8                       0.25          0        0          0.25
   16672515         370000           78.11000061           78.11                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16770526         188000           79.98999786           79.99                 No MI              NO MI        0                    8.25                      0.25          0        0          0.25
   16609660         580000           37.93000031           37.93                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16770519         420000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770516         435000               80                  80                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16770505         840000           70.23999786           70.24                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16718171         1200000              80                  95                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16718160         265000               70                  70                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16718164         295000           67.45999908           67.46                 No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16718166         500000           64.59999847             80                  No MI              NO MI        0                    5.875                     0.25          0        0          0.25
   16649951         503000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16649952         675000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16649956         480000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549104         160000               75                  75                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16549107         112000           79.33999634           79.34                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16549108         105000               65                  65                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16549109         214000               95                  95          Mortgage Guaranty In       BPMI        30                     7.5                      0.25          0        0          0.25
   16549110         230000               70                  90                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16549112         230000               65                  90                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16549118         595000           42.02000046           42.02                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549119         280000           89.95999908           89.96            Radian Guaranty         BPMI        25                    7.875                     0.25          0        0          0.25
   16549120         265000           64.51000214           64.51                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549122         230000               70                  85                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16549124         540000           58.15000153           58.15                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549125         175900           55.13999939           55.14                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16549126         285000               65                  90                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16549128         175000               90                  90             United Guaranty         BPMI        25                    8.25                     0.375          0        0          0.375
   16549132         238000               85                  85             United Guaranty         BPMI        12                     8.5                     0.375          0        0          0.375
   16549133         338500              74.5                 90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549141         260000               65                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16549142         533000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16549145         325000           74.95999908           74.96                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549156         130000               65                  90                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549157         167000           74.95999908           89.95                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16549159         410000               65                  90                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16549164         300000               75                  90                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549165         134000               80                  80                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16549170         127000               75                  95                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549171         1500000          61.66999817           61.67                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549175          90000               75                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16549180         168000               75                  90                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549181         590000               75                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16549185         244000           74.41000366           74.41                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549187         150000              72.5               89.33                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549196         140000           94.98000336           94.98         Mortgage Guaranty In       BPMI        30                     7.5                      0.25          0        0          0.25
   16549202         150000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16549205         141000           84.97000122           84.97            United Guaranty         BPMI        12                    8.375                     0.25          0        0          0.25
   16549208         230000               70                  90                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549209         206900           74.98999786            100                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16549219         710000           72.81999969           72.82                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549221         204000               75                  95                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549224         630000           55.56000137           55.56                 No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16549232         260000               70                  70                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16549245         315000               65                  90                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16549247         132000               95                  95          Mortgage Guaranty In       BPMI        30                    7.25                      0.25          0        0          0.25
   16549249         205000               75                  75                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16549251         256000               80                 100                  No MI              NO MI        0                      6                       0.25          0        0          0.25
   16549266         320000               70                  70                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16549267         335000               80                  80                  No MI              NO MI        0                     8.5                      0.25          0        0          0.25
   16549268         264000               65                88.64                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549289         350000               90                  90                   PMI               BPMI        25                    8.125                    0.375          0        0          0.375
   16549291         161000               70                  90                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549302         830000           69.87999725           69.88                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549307         245000               75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16549312         275000           89.98999786           89.99                  PMI               BPMI        25                      9                       0.25          0        0          0.25
   16549317         103000               75                  75                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549318         360000               65                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16549322         123000               75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16549326         160000               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16665222         123000               75                  75                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16666581         290000               80                  90                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16666584         179000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16645815         265000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16645867         235000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16648150         209500               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16649627         122000               95                  95                   PMI               LPMI        30                    9.25                     0.375          0      0.63         1.005
   16649646         650000               80                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16649654         1250000              70                86.64                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650851         890000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16650959         208000           74.51999664           74.52                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16653676         379000               95                  95                   PMI               LPMI        30                    8.75                     0.375          0      1.79         2.165
   16655795         246000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16655816          88500               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16655864         775000               80                99.35                 No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16655735         485000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16658092         237500               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16658209         990000           65.65000153           65.65                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16658235         235000               75                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16658125         900000           76.88999939           76.89                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16658294         355000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16663572         222000               100                100                   PMI               LPMI        35                    8.375                    0.375          0      1.35         1.725
   16663658         829000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16663695         2725000              70                  80                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16663528         990000               75                  80                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16663529         402000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16631254         138000               75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16634036         153000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16634087         265000               80                  90                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16634121         235000               75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16634123         545000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16633966         800000              83.75              83.75                  PMI               LPMI        12                    6.875                    0.375          0      0.31         0.685
   16640596         152000               75                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16643394         150000               75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16643460         275000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16643502         340000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16643505         490000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16596088         195000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16596904         321000               70                  70                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16597063         323000               80                  80                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16601727         165000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16603700         725000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16605512         351000           79.76999664           99.72                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16611141         132000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16615835         300000               80                  90                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16628550         170000               80                  98                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16649932         135000               90                  90              GE Capital MI          BPMI        25                    7.875                     0.25          0        0          0.25
   16590880         950000               75                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16574767         193000               80                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16564845         575000               80                 100                  No MI              NO MI        0                    7.999                    0.375          0        0          0.375
   16029606         145000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16348977         271000              76.75              76.75                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16564649         401000           79.80000305           89.75                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16232929         1700000          72.22000122           72.22                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   16564570         320000               80                  90                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16564507         1560000              75                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16468009         294000               80                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16563193         571950               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16562675         135000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16562676         299000           79.97000122           99.94                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16562698         185000               70                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16562394         250000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16552123          93000               70                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16551755          87000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16551938         121000           79.30000305            100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16551623         317000           55.20999908           55.21                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16551644         553000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16551691         791500               80                98.96                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16551701         151000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16551737         400000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16550067         250000           57.70999908           57.71                 No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16551520         237000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16389794         2240000              70                  80                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16649924         376000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16649926         388000               80                  80                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16649927         535000           65.41999817           65.42                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16649922         419000               80                 100                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16684835         490000               80                  80                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16649920         330000           79.77999878           99.73                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16649921         168000           74.76000214           89.64                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16132032         2200000          68.18000031           79.55                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16684801         400000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16684489         380000               75                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16684812         1830000              65                  65                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16649902         300000           79.68000031           94.65                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16649903         505000           43.56000137           43.56                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16649904         815000              79.75              79.75                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16684816         669000           62.33000183           62.33                 No MI              NO MI        0                    6.125                     0.25          0        0          0.25
   16649906         289000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16649907         443000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16649908         760000           79.98999786           92.89                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16649909         490000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16649910         259000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16649913         500000               80                  80                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16649917         330000           79.98999786           99.98                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16649919         785000               75                  75                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16704383         625000               80                  88                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16684474         770000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16684477         315000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16704348         480000               80                  80                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16684468         183000           69.98000336           69.98                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16629144         520000           72.12000275           72.12                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16629149         400000               64                  64                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16672415         500000               51                  77                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16629162         325000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16672416         389900               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16672417         461553           79.98999786           79.99                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16672419         630000           73.65000153            100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16629169         690000           77.83000183           92.32                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16672420         161000           78.87999725           78.88                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16672422         950000           77.37000275           77.37                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16672423         215100           79.98999786           84.98                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16672424         218000               80                 100                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16672426         625000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16672427         230000           79.98999786            100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16658443         243000               80                99.97                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16658447         700000               80                  95                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16658451         525000           79.43000031           86.57                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16684292         1205000          50.45999908            71.2                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16658455         500000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16658463         525000               80                  95                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16658470         1370000          72.98999786           89.93                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16658472         618000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16704519         228000               75                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16658490         480000           79.16999817           79.17                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16684515         565000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16684196         765000           79.61000061           89.99                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16629134         670000               80                  90                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16770409         450000               80                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16685423         375000           70.66999817           70.67                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16650774         144000               80                  98                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16650775         410000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16685426         172000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16650776          93000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16685427         136000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16650777         385000               80                  90                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16650778         337000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16789091         342000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16789092         145000               80                  80                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16789094         163500               80                  80                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16789096         610000               80                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16789097         340000           64.70999908           64.71                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16789098         190000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16789099         400000               80                  80                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16770410         140000           79.29000092             90                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770411         311000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16770412         1049000              80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16673341         245000           68.62999725           68.63                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16673342         160000              57.5                57.5                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16673343         157000               75                  75                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770381         321000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16673344         240000           65.26999664           65.27                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770463         310000               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16770382         431000               80                  90                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16673345         155000               75                  75                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770464         175000           70.86000061           70.86                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770383          89000               73                  90                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16673346         160000               75                  75                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770465         250000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16770384         320000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16673347         180000           71.83000183           71.83                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16347097         164000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770466         157000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16770385         184000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16673348         143000               75                  75                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770386         325000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673349         170000               75                  75                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770387         430000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770388         270000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770389         171000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16662900         375000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673350         330000               95                  95              GE Capital MI          BPMI        30                    7.375                     0.25          0        0          0.25
   16662901         269000           79.55000305           79.55                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16673351         540000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16662902         120000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16770470         900000           61.11000061           61.11                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16662903         400000           72.70999908           72.71                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16673352         750000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770471         215000           25.12000084           25.12                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770390         363000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16673353         318000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16380637         157000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16662904         126000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770472         223000           73.02999878           73.03                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16770391         365000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16673354         397000           89.91000366           89.91             GE Capital MI          BPMI        25                    7.625                     0.25          0        0          0.25
   16662905         142000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16770473         460000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770392         142000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16662906         200000               80                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770474         650000           67.37999725           67.38                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770393         137000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16673356          75000           66.66999817           66.67                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770475         330000               75                  75                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770394         275000               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16673357         213000               95                  95              GE Capital MI          BPMI        30                      8                       0.25          0        0          0.25
   16770476         815000           77.05999756           77.06                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770395         290000               80                  90                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16673358         405000           67.16000366           67.16                 No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16770396         125000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673359         515000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16770479         180000           79.98000336           79.98                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770398         980000               80                  80                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16770399         345000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673360         375000               80                  80                  No MI              NO MI        0                      8                       0.25          0        0          0.25
   16673361         175000               80                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770481         770000           71.43000031           71.43                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16673363         770000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16673364         925000           52.97000122           52.97                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770483         750000           75.87000275           75.87                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673365         228000               75                  75                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770484         551000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16673366         240000               80                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770485         245000               75                  75                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16673367         630000               75                  75                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16770486         342000               95                  95                   YES               BPMI        30                    7.125                     0.25          0        0          0.25
   16673368          80000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770487         845000           71.22000122           71.22                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16673369         1370000          51.09000015           51.09                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16789100         556000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16673370         510000           72.05999756           72.06                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673371       1125419.27             80                84.44                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16789102         275000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16673372         275000           37.15999985           37.16                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16789103         133000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16789104          91000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16789105         152000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16789106         274000               80                  95                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16789107         415000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16789108         364000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16789109         220000               80                  80                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16717849         252000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16677497         257000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16677498         345000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16677499         210000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16789110         340000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16789111         285000               80                  80                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16662850         222000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16717850         405000           47.83000183           47.83                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16789112         255000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16662851         235000               80                  80                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16662852         250000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16789113         355000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16717851         260000               90                  90              GE Capital MI          BPMI        25                    6.875                     0.25          0        0          0.25
   16717852         158000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16789114         262000               80                  80                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16662853         735000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16789115         154000           72.73000336           72.73                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16717853         190000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16662854         440500               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16717854         615000               80                  90                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16789116         160000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16717855         710000           65.20999908           65.21                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16717856         690000           67.09999847            67.1                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16662857         199000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16789118         330000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16717857         690000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16662858         747000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16789119         375000               80                  80                  No MI              NO MI        0                    8.25                      0.25          0        0          0.25
   16717858         228000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16662859         251500               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16717859         243000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16662860         164000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16650728         438000           59.41999817             60                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16717860         545000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16662861         140000           75.70999908           75.71                 No MI              NO MI        0                     8.5                      0.25          0        0          0.25
   16650729         483000               80                  95                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16662862         276000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16789123         320000               80                  80                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16662863         555000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16662864         122000               80                 100                  No MI              NO MI        0                    8.125                     0.25          0        0          0.25
   16789125         195000               80                  80                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16662865         232000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16662866         250000               80                  80                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16789127         413000               80                  95                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16662867         290000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16789128         266900               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16662868         270000               80                  80                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16662869         139000               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16650730         213000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16650732         125000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16608614         260000               80                  95                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16650734          99000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16650735         210000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16650736         200000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16650737         154000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16662870         275000               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16650738         169000               80                  90                  No MI              NO MI        0                      8                       0.25          0        0          0.25
   16717870         1650000              75                  80                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16662871         148000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16717871         507000               71                  71                  No MI              NO MI        0                      6                       0.25          0        0          0.25
   16662872         205000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16717872         346000           74.08999634           74.09                 No MI              NO MI        0                    6.125                     0.25          0        0          0.25
   16662873         410000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16662874         142000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16717873         450000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16717874         610000           82.69999695             83              GE Capital MI          BPMI        12                    7.125                     0.25          0        0          0.25
   16662875         200000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16662876         177000               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16717875         322000           73.13999939           73.14                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16717876         508000               75                  75                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16662877         129000               80                  80                  No MI              NO MI        0                      8                       0.25          0        0          0.25
   16717877         126000               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16662878         196000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16717878         170000           70.58999634             71                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16662879         164000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16717879         140000               50                  50                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16650740         170000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16650742         195000               80                  95                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16650743         380000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16650744         140000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16650745         160000               80                  90                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16650746         325000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16650747         136000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16662880         515000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16650748         581000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16650749         162000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16717880         420000           68.36000061             69                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16662881         129000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16717881         270000           75.13999939           75.14                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16662882         494000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16662883         283000               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16717882         616000               80                  80                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16717883         455000               75                  75                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16662884         113000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16662885         120000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16717884         578000           78.72000122             79                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16717885         165000               95                  95              GE Capital MI          BPMI        30                    6.875                     0.25          0        0          0.25
   16662886         250000               75                  75                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16662887         290000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16662888         177000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16662889         265000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16405022         235000               80                  80                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16685400         178000               80                  95                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16650750         355000           70.98999786           70.99                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16685401         149000               80                  90                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16650751         638000           75.08000183             76                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16685402         269000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16685404         170000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16650754         660000           79.66000366             95                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16650755         195000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16685406         317000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16650756         340000               80                  95                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16685408         281000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16662890         310000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16650758         230000               80                  90                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16650759         160000               80                  90                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16685409         392000               80                  90                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16662891         330000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16770416         146000               80                  95                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16770417         150000               80                 100                  No MI              NO MI        0                    6.125                     0.25          0        0          0.25
   16772011         264000           79.98999786           99.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16731861         280000               100                100                   PMI               LPMI        35                    7.25                     0.375          0      0.71         1.085
   16731935          53000               100                100                   PMI               LPMI        35                     9.5                     0.375          0      0.92         1.295
   16732031         160000               100                100                   PMI               LPMI        35                    8.75                     0.375          0      0.65         1.025
   16728653         1850000          54.04999924           70.27                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16729783         230000               100                100                   PMI               LPMI        35                      8                      0.375          0      1.44         1.815
   16731502         330000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16549441         705000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549443         570400               80                 100                  No MI              NO MI        0                    6.999                    0.375          0        0          0.375
   16549488         655000           59.54000092           59.54                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   16549515         200000           79.98999786           99.95                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16377946         1350000          77.81999969            100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16723416         150000           43.33000183           43.33                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16723623         585000               80                99.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16723670         960835               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16723677         700000               80                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16723546         420000               95                  95                   PMI               LPMI        30                    7.875                    0.375          0       1.3         1.675
   16723591         600000               80                86.47                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16723618         1245000          79.98999786            100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16723298         1361000          73.91000366            100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16721959         241000               75                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16721960         600000               80                99.99                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16721873         224000               95                  95                   PMI               BPMI        30                    7.45                     0.375          0        0          0.375
   16722018         1200000              80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16722062         589000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16722071         574000               80                99.99                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16722081         645000               80                99.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16722161         380000           57.88999939           57.89                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16718415         192000           79.98999786           79.99                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16718448         290000               80                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16718515         640000               80                99.58                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16718754         713000           59.61000061           59.61                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16718759         580000           71.90000153             95                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16718798         390000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16715044         500000               80                 100                  No MI              NO MI        0                    8.99                     0.375          0        0          0.375
   16715083         575000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16715190         926000               75                  75                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16715285         620000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16717254         310000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16718220         995000           76.73000336            100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16718276         440000           79.91000366            100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16710818         1503000              75                98.33                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16710827         165000               90                  90             Radian Guaranty         BPMI        25                    8.125                    0.375          0        0          0.375
   16710830         600000           57.83000183           57.83                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16710839         165000               90                  90                   PMI               LPMI        25                    9.25                     0.375          0      0.62         0.995
   16710882          92400           89.98999786           89.99                  PMI               LPMI        25                     8.5                     0.375          0       0.5         0.875
   16710924         252000               100                100                   PMI               LPMI        35                    9.75                     0.375          0      0.82         1.195
   16710972         580000           79.98999786           99.99                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16711057         1146179              80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16711072         114000               100                100                   PMI               LPMI        35                     9.5                     0.375          0      0.65         1.025
   16711168         1300000              75                94.61                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16711173         775000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16711238         320000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16711240         720000           70.30999756            84.2                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16711354         640000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16713773         1300000              75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16713797         182000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16713907         149000               100                100                   PMI               LPMI        35                    9.125                    0.375          0      1.04         1.415
   16713990         290000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16714192         225000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16714726         108000               100                100                   PMI               LPMI        35                    8.125                    0.375          0      0.73         1.105
   16714753         1450000          63.31000137           63.31                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16710245         270000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16710900         169000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16710105         750000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16710144         330000               100                100                   PMI               LPMI        35                     9.5                     0.375          0      1.28         1.655
   16709662         290000               85                  85                   PMI               LPMI        12                     8.5                     0.375          0      0.32         0.695
   16709710         333000           50.20000076            50.2                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16706741         416000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16706811         585000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16707247         260000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16707718         550000               80                  80                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16707784         2200000              70                  70                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16707842         670000           64.98999786           64.99                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16704133         320000           84.05999756           84.06            United Guaranty         BPMI        12                    7.25                     0.375          0        0          0.375
   16704171         300000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16704229         385000               79                  79                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16704277         171700               100                100                   PMI               LPMI        35                    8.375                    0.375          0      0.87         1.245
   16704287         290000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16704628         140000               100                100                   PMI               LPMI        35                    8.75                     0.375          0      1.28         1.655
   16704696         415000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16706494         370000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16706519         340000               95                  95                   PMI               BPMI        30                    9.125                    0.375          0        0          0.375
   16706525         163000           49.08000183           49.08                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16706542         2300000              60                 68.7                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16706553         555000           54.04999924           54.05                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16706610         495000           89.90000153            89.9                  PMI               BPMI        25                      7                      0.375          0        0          0.375
   16697912         750000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16703985         162200               100                100                   PMI               LPMI        35                     9.5                     0.375          0       0.9         1.275
   16704090          67000               80                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16704110         359000               100                100                   PMI               LPMI        35                    7.125                    0.375          0      0.64         1.015
   16775765         970000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16776347         143000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16776450         484000           63.11999893           63.12                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16787163         245000               80                94.99                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16549204         212000               70                  70                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549206         471000               75                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16549210         163000           74.98000336           89.95                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549211         178000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16549212         290000               95                  95          Mortgage Guaranty In       BPMI        30                      7                       0.25          0        0          0.25
   16549213         348000               65                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16549215         140000               75                  90                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16549216         305000           76.01999664           76.02                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16549217         310000               80                  90                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16549220         260000               90                  90                   PMI               BPMI        25                     7.5                      0.25          0        0          0.25
   16549222         450000               75                99.86                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16549223         365000               75                  75                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16549226         116000               75                  75                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549227         700000               75                  95                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549229         340000               75                87.67                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16549230         305000               65                  90                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549231         404000               65                  90                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549233         850000               75                  75                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549234         315000           88.88999939           88.89                  PMI               BPMI        25                    7.375                    0.375          0        0          0.375
   16549235         255000               75                  90                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549236         262000               70                  70                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549237          96000               90                  90             United Guaranty         BPMI        25                    7.75                     0.375          0        0          0.375
   16549239         170000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549240         400000               70                  90                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549241         550000               75                  75                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16549242         300000           89.98999786           89.99            United Guaranty         BPMI        25                     8.5                      0.25          0        0          0.25
   16549243         237000               65                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549244         316000           78.31999969           78.32                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16549248         335000               65                  90                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549252         370000               75                  95                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549253         253000           79.63999939            100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549254         625000           58.40000153            58.4                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549255         161000               75                  90                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549257         200000               65                  90                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549258         660000           59.09000015           59.09                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16549259         292000               75                89.99                 No MI              NO MI        0                     8.5                      0.25          0        0          0.25
   16549260         117000               75                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549261         163000               65                  90                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16549262         249000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16549264          60000               90                  90             United Guaranty         BPMI        25                    8.375                     0.25          0        0          0.25
   16549265         300000           74.98999786           89.97                 No MI              NO MI        0                     8.5                      0.25          0        0          0.25
   16549271         306000               75                  90                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549272         125000           74.94000244           74.94                 No MI              NO MI        0                      6                       0.25          0        0          0.25
   16549273         136000           74.94000244           74.94                 No MI              NO MI        0                      6                       0.25          0        0          0.25
   16549274         125000           74.94000244           74.94                 No MI              NO MI        0                      6                       0.25          0        0          0.25
   16549275         130000               75                  90                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549276         160000               75                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16549277         165000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16549278         260000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549279         180000               75                  90                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16549280         315000               65                  90                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16549281         825000               60                  60                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16549282         650000           73.16999817             90                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16549283         520000               75                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16549284         980000           28.05999947           28.06                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549285          96000               70                  90                  No MI              NO MI        0                      8                       0.25          0        0          0.25
   16549286         140000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549287         575000           72.51999664             95                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549288          72000               75                  75                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549292         324000               90                  90          Mortgage Guaranty In       BPMI        25                    7.875                    0.375          0        0          0.375
   16549293         410000               75                  90                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16549295         245000           61.22000122           61.22                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549296         390000           89.98000336           89.98         Mortgage Guaranty In       BPMI        25                    7.75                     0.375          0        0          0.375
   16549297         2300000          47.83000183           47.83                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16549298         410000               75                  75                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16549300         290000               75                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549301         420000               65                  90                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16549303         226000           79.95999908           94.93                 No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16549304         173000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549305         242000               75                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16549308         199000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549309         583000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549310         230000           74.77999878           89.74                 No MI              NO MI        0                    8.25                      0.25          0        0          0.25
   16549311         585000               70                  90                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549313         197000               90                  90          Mortgage Guaranty In       BPMI        25                    7.25                     0.375          0        0          0.375
   16549314         262000               75                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549319         117000               80                  80                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549321         260000               70                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16549323          88000               75                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549324         224700               74                  74                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16549325         605000               75                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16549100         205000               90                  90          Mortgage Guaranty In       BPMI        25                     6.5                      0.25          0        0          0.25
   16549101         950000               80                  80                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16549102         900000               80                  90                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549103         535000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16549106         1273000              70                  70                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549113         770000               70                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16549114         220000               75                  75                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549115         275000               76                  76                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16549116         205000               65                  90                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549117         750000               70                  70                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16549121         161000               75                  90                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549123         440000           73.86000061           73.86                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16549134         410000           74.98999786           94.99                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16549135         161000              74.25                90                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16549136         215000               75                 100                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16549137          94000               75                  90                  No MI              NO MI        0                      8                       0.25          0        0          0.25
   16549138         216000               75                  95                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549139         380000              74.75              89.92                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16549140         310000           71.61000061           71.61                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549144         238000               75                 100                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16549146         390000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16549147         445000               75                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16549148         246000               75                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549149         560000               75                  75                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16549150         337000           55.27999878           55.28                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549151         610000           68.69999695            68.7                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549152         270000               75                  90                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549153         195000               75                  95                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16549154         190000               75                  95                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549158         650000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549160         360000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549163          70000               80                  80                  No MI              NO MI        0                    8.375                     0.25          0        0          0.25
   16549166         152000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549167         287000           78.68000031           78.68                 No MI              NO MI        0                    8.125                     0.25          0        0          0.25
   16549168         130000               80                  80                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16549169         194000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549177         265000               65                  95                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16549178         149000               75                  90                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16549179         338000               75                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549182         290000               75                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16549183         325000           73.84999847           73.85                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16549184         210000               70                  70                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549186         650000           74.45999908           74.46                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16549188         305000               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16549189         251000               75                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549190         152000               75                  75                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16549191         150000               70                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549192         317000               70                  70                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549193         317000               70                  70                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549194         349727           74.98999786            89.4                 No MI              NO MI        0                      8                       0.25          0        0          0.25
   16549195         310000               75                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16549197          97000               75                  75                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   16549199          99500           64.65000153             90                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16549200         415000               75                  75                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16549201         274000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16549203         170000               65                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16666521         600000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16671370         485000               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16727981         461000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16728186         760000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16731337         248000               80                  85                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16710613         250000           89.34999847           89.35                  PMI               LPMI        25                    9.25                     0.375          0      0.98         1.355
   16713499         665000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16714664         280000               80                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16716245         627000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16697279         269000               95                  95                   PMI               LPMI        30                    9.125                    0.375          0      0.67         1.045
   16700047         297000               100                100                   PMI               LPMI        35                    9.25                     0.375          0      1.32         1.695
   16706330         326000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16707371         573500               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16709234         166000               80                  90                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16709323         114000               100                100                   PMI               LPMI        35                     7.5                     0.375          0      0.57         0.945
   16691981         223000               100                100                   PMI               LPMI        35                     7.5                     0.375          0      0.63         1.005
   16691825         225000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16693091         181000           74.58999634           74.59                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16693274         192000               90                  90                   PMI               LPMI        25                    7.75                     0.375          0      0.44         0.815
   16695691         343000               95                  95                   PMI               LPMI        30                    9.875                    0.375          0      1.18         1.555
   16695811         226000               100                100                   PMI               LPMI        35                    8.875                    0.375          0      0.68         1.055
   16695844         700000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16685302         225000           98.23999786           98.24                  PMI               LPMI        35                    7.625                    0.375          0      0.71         1.085
   16683733         237000               100                100                   PMI               LPMI        35                    7.625                    0.375          0      0.57         0.945
   16687910         245000           67.30999756           67.31                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16687844         680000           61.75999832           61.76                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16687968         255000               80                  90                  No MI              NO MI        0                    9.25                     0.375          0        0          0.375
   16671400         535000           74.20999908           74.21                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16671404         530000               90                  90                   PMI               LPMI        25                      9                      0.375          0      0.49         0.865
   16676363         305000           68.84999847           68.85                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16676389         907300               75                 100                  No MI              NO MI        0                    9.375                    0.375          0        0          0.375
   16679040         500000               60                  60                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16679030         814950           79.76000214           99.99                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16679211         343000               100                100                   PMI               LPMI        35                    7.875                    0.375          0      0.88         1.255
   16681010         265000           94.98999786           94.99            Radian Guaranty         BPMI        30                    7.375                    0.375          0        0          0.375
   16681073         700000               80                  90                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16681141         1200000              70                  70                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16681174         165000               100                100                   PMI               LPMI        35                    7.625                    0.375          0      0.92         1.295
   16683767         1200000          69.98999786           89.99                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16001495         1525000              65                  78                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16684787         800000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16708220         1305000          76.62999725           89.96                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16684797         1350000              74                89.93                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16684798         805000               80                  95                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16629124         950000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16664037         770000           71.69000244           78.18                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16629127         460000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16629128         976000               80                  90                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16708332         815000               65                  65                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16546428         500000               65                  85                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16546459         650000           68.65000153           68.65                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16546465         162000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16545340         109500               75                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16545342         110000               75                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16544147         131000               75                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16544229         720000               80                  95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16544235         150000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16545471         2400000              65                83.75                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16545476         1290000          77.51999664            100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16545994         146000               70                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16545037         295000           74.58000183           74.58                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16545056         125000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16545063         3000000              65                 78.2                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16546204         315000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16544008         160000               75                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16544014         186000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16544048         800000           69.73999786           69.74                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16540343         750000               70                  70                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16540413         190000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16540851         965000               75                99.99                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16468506         400000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16468509         725000           77.87000275           77.87                 No MI              NO MI        0                    7.999                    0.375          0        0          0.375
   16540173         640000               65                  65                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16540186         129000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16540221         475000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16468084         149000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16468099         400000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16468348         672000               70                  70                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16422833         145000               75                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16422875         330000           79.98999786           89.97                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16422694         290000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16420115         138000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16420123         796000               80                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16419352         127000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16419638         576000               80                 100                  No MI              NO MI        0                    6.999                    0.375          0        0          0.375
   16407198         160000           79.98999786            100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16406836         310000               70                  90                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16405521         166000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16405554         310000           79.98999786            100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16405601         215000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16404460         340000               80                99.67                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16404341         249000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16402724         117000               50                  50                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16402818         110000               70                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16402340         282000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16402039         231500               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16401936         121000               80                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16713963         700000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16713895         445000               80                  90                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   15985573         1230000              70                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16713593         142500               80                99.65                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16713566         180000               100                100                   PMI               LPMI        35                    8.875                    0.375          0      1.19         1.565
   16711204         580000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16344507         560200               70                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16342525         600000           79.98999786           99.98                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16341970         100000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16339274         613000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16339323         106000           56.59999847            56.6                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16339186         168000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16339239         213000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16329978         1620000              75                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16329820         382000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16329673         275000               80                  90                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16323371         235000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16306421         214000           79.98000336           94.96                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16303796         375000           74.23999786             84                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16300682         274000               70                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16300517         112000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16300473         134000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16296595         256000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16295703         330000           70.30000305            70.3                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16295338         355000           73.94000244           73.94                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16290952         192000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16235375         153000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16235036         112000               75                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16233605         460000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16230570         205000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16659250         284000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16659256         416000               75                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16659272         195000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16659274         153000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16659321         760000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16659120         215000               75                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16659131         336000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16659212         226000               80                  90                  No MI              NO MI        0                    7.999                    0.375          0        0          0.375
   16659221         220000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16659047          69000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16658696         645000               80                89.99                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16658783         227000               100                100                   PMI               LPMI        35                     8.5                     0.375          0      0.84         1.215
   16658889         505000               80                  97                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16658899         320000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16658919         270000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16658483         165000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16658497         300000               90                  90                   PMI               LPMI        25                    7.625                    0.375          0      0.55         0.925
   16658500         120000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16658515          77000               75                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16658939         1850000          60.54000092           82.16                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16658955         750000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16658994         2300000              65                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16659007          94000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16659021         223000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16659023         155000               75                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16659024         1250000              80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16658556         680000           94.19000244           94.19                  PMI               BPMI        30                    6.875                    0.375          0        0          0.375
   16658565         891000           67.33999634           67.34                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16658569         640000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16658613         340000           64.12000275           64.12                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   16658623         299000               80                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16658629         415000               80                89.65                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16656849         700000           69.43000031           69.43                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16656946         236500               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16656986         389000               80                 100                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16658421         142500               75                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16658424         140000               75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16658429         193000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16658435         136000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16658477         220000           79.08999634            100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16658363         154000               70                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16658374          97000               80                 100                  No MI              NO MI        0                    9.75                     0.375          0        0          0.375
   16658418         625000               80                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16656632         255000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16656648         183000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656661         112000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16656737         640000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16656844         760000           60.25999832             80                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16656540         125000               80                  80                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16656462         150000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16656504         1550000              75                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16656514         780000               80                  90                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16656531         115000               80                  80                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16656261         154000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16656292         165000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656311         690000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656320          97000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16656329         175000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16656333         316000           79.98999786            100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656340         285000               80                  80                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656390          94000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16656400         150000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16651822         280000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16654484         230000               80                  95                  No MI              NO MI        0                    6.999                    0.375          0        0          0.375
   16653825         613000           79.26999664           99.09                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16653833         1075000              80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16654550         238000               65                  65                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16655962         195000           79.98999786           79.99                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16655979         140000               100                100                   PMI               LPMI        35                     10                      0.375          0      0.87         1.245
   16653856         132000           79.98999786             90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16653890         590000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16653949         568000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16653963         305000              61.75                90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16654011          83000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16654016         325000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16654054         170000               75                  75                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16654055         1050000          60.95000076           60.95                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16654072         165000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16654086         370000           79.98000336           99.98                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16654089         215000               80                  80                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16654113         585000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16654121         253000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16654137         203500               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16654150         219000           79.98999786           79.99                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16654162         262000           79.98999786           99.98                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16654193         890000               80                99.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16654199         233000               80                  80                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   16654245         182000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16654302         828000           78.55999756            99.1                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16655985         110000               100                100                   PMI               LPMI        35                     10                      0.375          0      0.87         1.245
   16655989         715000               80                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16655990          89000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16655999         316000               80                89.99                 No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16656011         429000           27.38999939           27.39                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16656022         213000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16656086          56000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656101         824000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16656125         270000               100                100                   PMI               LPMI        35                    9.125                    0.375          0      0.82         1.195
   16656144         495000           79.61000061           89.59                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16654360         115000               80                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16656160         1950000              75                  75                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16654401         1250000              75                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16654410         1399000              75                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16651668         1420000              75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16651734         125000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16650400         790000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16651466         705000           79.43000031           79.43                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16651474         465000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16651487         185000               80                  90                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16651497         156000               100                100                   PMI               LPMI        35                    7.875                    0.375          0      0.92         1.295
   16650454         687000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650491         180000               80                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16651527         812500               80                94.99                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16650532         207000               75                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16650577         140000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16651555         439000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16651590         313000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16651593         210000               70                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16650619         665000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16651125         710000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16651130         540000               80                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16651154         1100000              80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16651183         664000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16651190          84000               75                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16651235         987000               80                  98                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16651259         119000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16651261         1500000              75                98.41                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16651286         320000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16651307         710000               80                97.61                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16651359         670000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16651360         1300000              75                89.77                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16651408         470000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16651434          87700               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16651436         167500               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16651452         335000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16650037         600000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650042         156000               75                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16648650         1158681              80                  90                  No MI              NO MI        0                    6.999                    0.375          0        0          0.375
   16648667         125000           79.83999634            100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16648689         600000               80                99.95                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16648691         641000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16648706         235000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16648714         655000               70                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16648716         160000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16648736         295000           79.98000336           89.96                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650062         530000           79.98000336           99.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650087         282000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16650097         225000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16650106         175000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16650114         180000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16648770         895000           79.29000092           89.28                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16650171         210000               70                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16648786         158000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16648790         1250000              80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16648804         339000               80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16650200         1690000              75                  95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16650204         350000           64.13999939           64.14                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16650219         376000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650222         210000               80                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16650245         171500           79.98999786           99.94                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650251         1550000          64.51999664           81.94                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16648860         305000           34.43000031           34.43                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16648864         158000           64.86000061           64.86                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16648868         272000               80                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16648907         135000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16648990         158000               70                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16649003         795000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16649020         130000           79.98000336            100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16649034         576000               80                99.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16649092         580000           79.98999786           99.97                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650301         606000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16649137         601000               80                  94                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16649145         248000           78.87000275           98.59                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16650314         495000               80                  95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16650348         162500               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16650354         257000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16649915         545000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16649928         235000               100                100                   PMI               LPMI        35                    8.375                    0.375          0      0.79         1.165
   16649954         155000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16649959         155000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16649961         155000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16649971         170000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16649973         1625000              75                  90                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16649976         550000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16649987         156000               80                89.99                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16649993         660000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16650002         160000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16650004         205000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16646678         550000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646679         289000           79.98999786           99.98                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16646720         1100000              70                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16648423         200000               100                100                   PMI               LPMI        35                     9.5                     0.375          0      1.34         1.715
   16648444         330000               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16648460         1275000          61.45000076           61.45                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16648467         135000               70                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16648502         137000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16648354         330000           79.98999786           99.98                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16648366         142000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16648508         234000               90                  90                   PMI               LPMI        25                    8.75                     0.375          0      0.43         0.805
   16648386         360000               80                  90                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16648389         335000               80                  80                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16648397         1775000          45.06999969           45.07                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16648400         216000           77.77999878           77.78                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16648544         172000           79.94999695             95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16648569         370000               90                  90                   PMI               LPMI        25                    7.75                     0.375          0      0.61         0.985
   16646640         230000           79.98000336           99.96                 No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16646641         283000           79.98999786           89.98                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16646632         610000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16646384         602000               80                99.98                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16646396         330000           99.98999786           99.99                  PMI               LPMI        35                    9.375                    0.375          0      1.32         1.695
   16646405         207000               90                  90                   PMI               LPMI        25                    8.75                     0.375          0      0.95         1.325
   16646412         155000               75                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646449         305000               75                99.99                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646474         327000               75                99.98                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646485         324000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646555         431000           79.98999786           99.97                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646581         104000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16646586         700000           79.98999786           99.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16646591         350000               80                99.99                 No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16646596         280000           79.98000336           99.96                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16646599         230000               80                99.98                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16646603         1396000          74.06999969            100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16646608         580000               80                99.82                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16644167         235000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16645959         157000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16645981         394500               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16646288         175000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16646010         600000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16646031         2300000              65                84.57                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16646067         102000               75                  90                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16646070         254000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646074         270000               75                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646101          88000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646130         331000               80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16646156         136000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16646183         276000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16646212         205000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16646213         178000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16646220         284000           78.23999786           78.24                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16646240         855000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16646257         132000               70                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16644046         150000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16644076         610000               80                99.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16644081         940000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16644091         290000               80                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16644020         105500               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16644030         212000               100                100                   PMI               LPMI        35                      8                      0.375          0      0.65         1.025
   16643804         859500               70                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16643860          75000               75                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16643872         212500           79.98999786           94.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16643526         134000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16643530         168000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16643532         450000               80                87.78                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16643875         319000               95                  95                   PMI               LPMI        30                    7.625                    0.375          0      1.42         1.795
   16643900         340000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16643934         1100000              80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16643556         1300000              80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16643727         235000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16643738         400000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16643743         466000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16643750         170000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16643751         215000           77.20999908           77.21                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16643774         285000           74.38999939             90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16638929         140000               75                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16638932         112000               65                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16638947         152000               75                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16638952         126000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16641073         799000           79.77999878           89.78                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16641086         1240100              80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16641089         121000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638970         175000           66.43000031           66.43                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16638979         455000               80                  95                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16640685         900000               70                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16640692         417000           79.98999786           94.98                 No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16640722         323000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16641117         650000               75                  75                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16641123         105000               70                  70                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16640726         115000               75                  75                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16640756         296905               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16640819         165000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16640835         650000           64.91999817           64.92                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16640840         247000           38.77999878           38.78                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16640849         375000               80                  90                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16640873         565000               74                99.73                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   16641195         291000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16641201         1285000              75                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16641203         237000           79.98999786           99.98                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16641208         180000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16640917         316000           79.97000122           94.94                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16640927         375000               80                  80                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16640929         262000               70                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16641254         295000               80                94.98                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16640937         170000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16640975         286000           89.98999786           89.99         Mortgage Guaranty In       BPMI        25                    7.625                    0.375          0        0          0.375
   16641020         370000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16638515         690000               70                  70                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16634457         160000               70                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16634501         200000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16634510         1000000              75                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16634534         305000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16634544         150000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16634610         2000000              50                  50                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16634628         185000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634652         950000           79.63999939            100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16638550         288000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16638576         150000               75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16634722          54000               75                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16638592         305000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16638633         105000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16638668         417000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16638669         328000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16638675         655000               80                99.99                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16638686         245000           79.98000336           99.99                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16634761         550000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634769         700000               80                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16634776        262089.6          79.98999786           99.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634782         175000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634800         1900000              60                  60                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638709         235000           79.98000336           94.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638180         232000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638221         610000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16638251         706000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16638310         145000               75                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638311         595000               80                  80                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16638319         220000               80                 100                  No MI              NO MI        0                    7.825                    0.375          0        0          0.375
   16638359         115000               75                  90                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16638369         770000           79.87999725           99.84                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16638407         524300               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16638422         300000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16638436         205000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16638481         120000               75                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638482         105000           77.70999908           92.29                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638793         233000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16638852         745000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16629011         576000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16629015         610000           78.69000244           78.69                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16629097         261000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16629103         590000               70                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16629106         795000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16629115         258000               70                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16629129         440000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16629145         160000               80                 92.5                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16632638         210000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16632643         180000               70                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16629202         410000               80                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16632718         140000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16629223         217000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16629236         1224000              70                  70                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16629237         315000               90                  90              GE Capital MI          BPMI        25                     7.5                     0.375          0        0          0.375
   16629245         305000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16632833         245000           44.90000153            44.9                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16632860         392000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16632867         143000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16632869         420000               80                92.41                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16632882         150000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16632888         375000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16632990         605000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16632992         610000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16633003         238000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16629311         450000               80                  80                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16632253         143000               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16632255         260000           79.37000275           99.22                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16632263         905000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16632281         210000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16633013         226000               80                  95                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16633014         393000               100                100                   PMI               LPMI        35                    7.375                    0.375          0       1.1         1.475
   16633020         305000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16632321         880000           79.98000336           79.98                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16632341         131500           79.98000336           99.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16633080         587000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16633088         256000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16633105         815000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16633120         115000           72.37000275           96.49                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16633161         335000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16634201         124500               80                  80                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16632366         185000               75                94.86                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16634215         125000               80                  80                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16634236         235000           68.51000214           88.09                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16632398          66000               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16632404         210000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16632422         388000           79.98999786           99.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16632423         165000               80                  80                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16632429         163000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16632432         338000               80                  80                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16632441         190000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16632453         210000               80                99.98                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16632458         213000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634265         341000               70                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634298         425000               40                  40                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16634302         205000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16634335         700000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16634340         224000               80                  95                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16632501         180000              78.75              78.75                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16632516         610000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16632522         212000               70                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16632539         249000           79.98000336           99.96                 No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16632590         189800               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16632615         1400000              75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634348         556000               80                82.78                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16634373         255000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16616547         218000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616566         285000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16616628         450000               70                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16628691          84000               75                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16628735         316000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16628881         317900               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16628914         241000               80                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16628934         170000           79.95999908            100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16628956         690000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16628765         177000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16628799         315000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16628827         251000               80                99.98                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16628859         320000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16628973         2022000              75                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16628984         191000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16628992         395000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16629008         460000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16616450         119000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616465         736000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616514         430000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16616524         192500               80                  95                  No MI              NO MI        0                    7.999                    0.375          0        0          0.375
   16616540         360000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16616472         295000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16616483          97000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16616210         106000               70                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616245         100000               70                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616291         702000           78.84999847           98.85                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16616299         535000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616327         600000           79.98999786           94.99                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16616353         353000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16615952         268500               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16615979         136000               65                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16615987         250000               75                  75                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16612776         594000           84.98999786           84.99                  YES               BPMI        12                    7.875                    0.375          0        0          0.375
   16612781         180000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16612802         395000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16612905          69500               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16612922          71000               80                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16612939         555000           79.27999878           89.19                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16612959         167000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16616012         133000               75                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16616048         588000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16616064         222000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616072         520000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16616083         2000000              75                93.92                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16616088         120000               74                 92.5                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16612970         155000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16612973         237000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16612991         248000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16613000         103000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16613019         935000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16613020         238000               80                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16613037         3246000          61.61000061           61.61                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16613098         290000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16613113         238000           79.98999786           99.97                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616109          85000           68.23999786             80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16616146         230000           74.98000336           99.96                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16613142         183000               70                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16613146         295000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16613165         563000               80                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16613173         787000           64.41999817           64.42                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16613177         165000               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16616176         355000               80                  80                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16616183         125000               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16613181         1100000              75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16613247         126000           79.95999908            100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16613250         180000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16613274         220000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16612667          86500               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16612678         387000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16612686         1665000              75                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16612705         155000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16611292          87000               75                99.94                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16611654         235000               75                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16611688         278000               70                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16611328         285000               75                  75                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16611331         273000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16611339         223000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16611350         165000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16611379         185000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16611438         375000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16611489         180000               70                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16611721         392000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16611507         643000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16611618          94500               75                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16611785         248000           79.98000336           99.96                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16611804         139000               75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16611849         1500000             72.5                72.5                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16611862         725000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16611863         237000               80                 100                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16612617         575000               80                  80                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16612623         460000           54.34999847           54.35                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16609919         260000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16610012         163000               65                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16610019         135000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16610040         250000           79.98999786           99.97                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16610072         128000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16610081         187000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16610103         460000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16610135         1100000              65                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16610141         281000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16610182         565000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16610222         281000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16611235         375000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16611279         125000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16610308         400000               75                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16610309         282000               70                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16611189         620000               80                94.99                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16611210         125000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16611211         250000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16609828         657000           71.55999756           71.56                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16609856         1732000             64.5                 90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16609883         128000           78.51000214            100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16609902         118000               70                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16609712         325000           63.22000122           75.06                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16609731         1000000              80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16383093         230000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16382794          62000           74.95999908           89.92                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16382842         455000               80                  80                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16378153         350000           94.97000122           94.97            Radian Guaranty         BPMI        30                    7.75                     0.375          0        0          0.375
   16377248         410000               75                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16376920         235000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16376928         384000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16658596         419000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16658599         710000           78.87000275            100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16658580         130000               80                 100                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16658584         535000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16658587         1050000              80                86.19                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16658536         550000               75                  75                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16658537         320000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16658538         900000           46.33000183           46.33                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16658612         286000               80                  80                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16658614         355000               80                94.99                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16658517         698000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16658524         610000               80                  90                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16658512         332000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16658513         265000               70                  70                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16658516         415000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549653         419500               80                 100                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16549637         590000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16658502         1640000              75                  75                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16658507         480000           64.79000092           64.79                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16658508         300000           78.33000183           78.33                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16371838         405000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16549649         365000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16658510         400000           79.98999786           79.99                 No MI              NO MI        0                    5.875                     0.25          0        0          0.25
   16368697          65000               90                  90                   PMI               BPMI        25                    9.125                    0.375          0        0          0.375
   16649080         179000               80                  90                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16649081         330000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16368201         655000               75                  75                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16549610         600000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16368013         312000           77.69000244            87.4                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16664346         850000           79.18000031           79.18                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16649038         630000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16604033         410000               80                94.98                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16649041         350000               80                  80                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16649043         870000           74.70999908             95                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16649049         510000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16649050         195000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16672707         295000           76.26999664           76.27                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16649059         292000               80                94.98                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16591469         189000               80                99.99                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16649062         520000           33.34000015           33.34                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16649063         715000               80                93.38                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16649067         358000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16649068         195000           79.98999786           89.94                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16649069         470000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16672720         940000               80                  95                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16672722         600000           73.31999969           89.98                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16649072         280000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16549606         300000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16649075         520000           63.45999908           63.46                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16649077         1500000              65                  65                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16404446         720000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16664317         219000               80                 100                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16629084         327500               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16664324         750000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16649017         720000           37.08000183           71.81                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16649021         302000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16649026         939000               80                89.05                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16649029         705000               80                89.93                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16704328         1250000              65                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16365577         144000           64.97000122           99.97                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16365578         261000           74.98999786           99.98                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16664309         462000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16365654         208500               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16658609         476000               80                  95                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16704320         375000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16704311         2125970              70                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16658606         220000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16684431         360000               80                  80                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16684053         150000               80                  90                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16684059         664000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16684066         142500               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16707969         1552500          64.41000366           77.29                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16629195         1185000              80                89.96                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16361024         140000           74.98000336            100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16359794         257500           82.51999664           103.16                 PMI               BPMI        12                      7                      0.375          0        0          0.375
   16358332         225000               75                  90                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16358032         139000               75                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16349510         321000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16349251         385000               75                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16348007         221000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16348018         213000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16770418         410000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16685353         327000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16685354         330000               80                 100                  No MI              NO MI        0                    5.875                     0.25          0        0          0.25
   16685356         410000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16685357         176000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16685358         210000           79.90000153             90                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16685359         138000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16770421         397500               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16770422         199000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770423         700000           77.70999908             98                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770424         650000               80                  90                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16677500         220000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770425         238000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16677501         1350000          74.06999969            100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770426          78000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16677502         585000               80                  90                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16685360         282000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16677503         250000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770428         321000               80                90.19                 No MI              NO MI        0                    8.375                     0.25          0        0          0.25
   16685361         620000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16677504         372000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770429         176000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16685362         226500               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16677505         152000           79.98999786             90                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16677506         265000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16685363         326000               80                  90                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16685364         173000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16677507         625000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16685365         340000               80                100.01                No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16677508         344000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16677509         350000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16685366         221000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16685367         168000               80                  95                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16685368         130000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16685369         202000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770430         193000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16770432         175000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770433         213000               80                  90                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16673315         110000               80                  80                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16770434         231000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16673316         975000           55.90000153            55.9                 No MI              NO MI        0                    5.75                      0.25          0        0          0.25
   16677510         335000               80                  90                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770435         1525000          59.66999817           59.67                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16673317         295000               80                  95                  No MI              NO MI        0                    5.75                      0.25          0        0          0.25
   16677511         385000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16673318         188000               95                  95                   YES               BPMI        30                    7.375                     0.25          0        0          0.25
   16770437         160000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16673319         522000           78.55999756           78.56                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16685370         280000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770438         192000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16685371         220000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16770439         145000           79.62000275             95                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16685372         130000               80                  95                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16685374         350000               80                  95                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16685375         195000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16685376         230000           79.81999969            100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16685377         310000           78.94000244             79                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16673320         585000               80                  80                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16673321         675000           68.15000153             80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770440         149000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16673322         596000           79.98000336           79.98                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673323         240000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16673324         261000               80                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770443         225000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16673325         650000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16770444         255000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16673326         175000               95                  95             Radian Guaranty         BPMI        30                    7.375                     0.25          0        0          0.25
   16673327         310000           68.38999939           68.39                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16770446         220000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16673328         525000           46.66999817           46.67                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16770447         270000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673329         650000           74.62999725           74.63                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16685380         390000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16770448         250000               80                  80                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16685381         175000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16770449         267000               80                  95                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16685383         230000           74.77999878           74.78                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16685384         209000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16685385         195000               80                 100                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16685386         205000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16685387         135000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16685388         315000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16685389         148500               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16673330         130000               70                  70                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16770450         150000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16673332         698000               80                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770451         200000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16673333         410000               80                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770452         158000               80                  94                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673334         205000               80                  95                  No MI              NO MI        0                      8                       0.25          0        0          0.25
   16673335         535000           57.93999863           57.94                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770454         405000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16673336         209000           64.69000244           64.69                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770455         235000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16770456         251000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16673338         174000           68.68000031           68.68                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770457         320000               80                  90                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16673339         147000           74.15000153           74.15                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770458         490000               80                  96                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16685390         261000           77.38999939           77.39                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16685391         280000               80                  95                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16770459         119000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16685392         315000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16685393         243000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16685394         390000               80                  80                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16685395         240000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16685398         190000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16673340         235000           66.63999939           66.64                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16662892         159000               80                99.99                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16662893         170500               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16662894         218000               80                  80                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16662895         245000               80                  80                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16662896         350000           65.70999908           65.71                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16662898         170000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16662899         345000               80                  80                  No MI              NO MI        0                    8.125                     0.25          0        0          0.25
   16685410         186000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16650760         156000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16685411         340000               80                  90                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16685412         335000               80                  80                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16685413         430000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16650763         130000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16650764         410000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16685414         250000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16650765         133000           76.91999817           76.92                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16685416         250800               80                  95                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16650766         215000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16685417         230000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16650768         268000               80                  95                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16685419         236000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16770400         429000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16770402         260000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770403         135000           78.80999756             90                  No MI              NO MI        0                    8.375                     0.25          0        0          0.25
   16770404         975000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16770405         170000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16770406         330000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16685420         180000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16770407         355000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16685421         395000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770408         180000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770413         245000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16770414         195000               80                 100                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16770415         210000               80                  80                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16224409         237500               80                94.96                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16220765         570000           74.98999786           89.99                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16723777         248000           60.47999954           60.48                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16207507         200000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16710739         1250000              80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16710210         370000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16710129         562000           74.91000366           74.91                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16709755         103000               75                 100                  No MI              NO MI        0                    9.375                    0.375          0        0          0.375
   16708198         139000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16708231         165000               95                  95                   PMI               LPMI        30                     9.5                     0.375          0      0.75         1.125
   16708296         953000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16708313         830000               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16709518         120000               100                100                   PMI               LPMI        35                    8.625                    0.375          0      0.88         1.255
   16709529         650000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16709553         233000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16709654         237500           97.55000305           97.55                  PMI               LPMI        35                     7.5                     0.375          0      1.42         1.795
   16709664         4000000             46.25              46.25                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16707251         275000               70                86.36                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16707791         525000               80                  80                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16707863         137000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16707919         1300000              80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16706944         825000           78.79000092             90                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16706949         1300000              75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16707014         230000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16707061         1600000             68.75                95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16707075         350000           78.56999969            100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16707083         280000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16706851         365000           99.98999786           99.99                  PMI               LPMI        35                    8.75                     0.375          0      0.62         0.995
   16706936         160000           79.98999786             95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16706819         465000               95                  95                   PMI               LPMI        30                    8.125                    0.375          0      1.05         1.425
   16706791         700000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16706639         255000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16706761         820000               100                100                   PMI               LPMI        35                    7.375                    0.375          0      0.65         1.025
   16706763         850000               80                98.52                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16706545          77000               100                100                   PMI               LPMI        35                     9.5                     0.375          0      0.82         1.195
   16706429         760000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16704077         660000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16704080          50500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16704088         576000               80                  80                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16704158         1749000              75                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16704440         194000               100                100                   PMI               LPMI        35                    9.875                    0.375          0      1.28         1.655
   16704441         760000           79.98999786            100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16704623         365000           79.55999756            100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16697913         490000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16703995         1175000              80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16697691         779000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16697693         106500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16697753         530000           78.93000031           99.94                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16697787         1300000          76.91999817            100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16697827         183000               90                  90                   PMI               LPMI        25                    9.25                     0.375          0       0.8         1.175
   16697838         700000           79.98999786           89.99                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16711130         228000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   15892542          85000               65                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   15899479         196000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   15776102         365000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16770642         294000           79.98999786           99.99                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16318267         475000               80                  80                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16314650         164000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16629192         320000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16776354         397900               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16684826         266000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16709469         337000           79.52999878           99.41                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16798290         1120000          53.56999969           75.89                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16714978         340000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16798293         300000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16798295         500000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16798298         900000           55.56000137           55.56                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16697698         1400000          71.43000031           71.43                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16723251         480000               80                  95                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16704703         410000           79.38999939           79.39                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16600555         390000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16704380         520000               80                 100                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16672610         180000           79.98999786           89.98                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16667104         112000               75                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16770704         520000           64.36000061           64.36                 No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16770623         262000               80                  95                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16664270         430000           62.79000092           62.79                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16704546         600000           63.33000183           63.33                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16672615         355000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16704385         495000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16770625         318000           79.98999786            100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16770626         385000               80                94.55                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16770627         400000           78.87999725           78.88                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16704388         485000               80                99.99                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16775471         350000           79.98999786           94.97                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16693580          77000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16704389         167000               80                94.98                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16775556        639198.57             80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16767376         135000               80                  95                  No MI              NO MI        0                    9.125                    0.375          0        0          0.375
   16785196         143000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16778780         281000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16778862         610000           73.61000061           73.61                 No MI              NO MI        0                    5.625                     0.25          0        0          0.25
   16772969         463000               80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16723262         390000               60                  80                  No MI              NO MI        0                    6.125                     0.25          0        0          0.25
   16672620         313000               80                 100                  No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16770630         625000               64                  80                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16704633         315000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16693033         595000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16770631         155000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16721564         237000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16704392         300000               80                  80                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16723347         320000               80                 100                  No MI              NO MI        0                    6.125                     0.25          0        0          0.25
   16684126         205000               65                  65                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16649054         650000               80                  90                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770635         240000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16790238         335000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16704396         290000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16770636         480000           36.88000107           36.88                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16776451         261000           70.87999725           70.88                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16664366         270000           66.80000305            66.8                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16672709         549000           60.13000107            74.7                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16764951         230000           47.61000061           47.61                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16707947         480000               80                89.58                 No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16778077         440000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16768198         640000               80                89.98                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16684210         330000           66.66999817           66.67                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16649300         376000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16684050         170000               70                  70                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16649302         156000           79.98999786           99.97                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16770641         405000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16723438         478000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16664291         460000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16775730         225000               75                  75                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16649308         350000           70.56999969           70.57                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16684057         559500           71.40000153            71.4                 No MI              NO MI        0                    5.625                     0.25          0        0          0.25
   16707871         225000           79.98999786           79.99                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16768361         480000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16773078         400000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16691980         800000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16764961         280000           58.93000031           58.93                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16770568         470000               80                 100                  No MI              NO MI        0                    7.625                     0.25          0        0          0.25
   16697165         335000           65.83999634           65.84                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16767473         260000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16709738         285000           74.38999939             90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16711062         126500               80                97.91                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16708132         495000               80                  95                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16704019         290000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16707242         320000               70                  70                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16649310         530000               70                  85                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16704570         540000               80                  80                  No MI              NO MI        0                    5.75                      0.25          0        0          0.25
   16640904          90000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16710971         240000               80                94.99                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16718730         225000               80                  80                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16709901         800000               80                95.82                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16648342         290000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16729508         259000           79.31999969             90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16709584         216000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16770659         190000               80                89.47                 No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16670310         279000               80                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16730107         170000           87.34999847           87.35             Republic MIC           BPMI        25                      8                      0.375          0        0          0.375
   16718023         257000           79.97000122           99.93                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16708224         887000               80                  95                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16694112         255000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16780703         280000               80                  95                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16780704         265000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16684234         410000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16780706         1100000          59.09000015           59.09                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16780708         229000           76.98999786           76.99                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16780709         280000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16704587         464000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16649327         330000           79.98999786           99.98                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16717775          65000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16681488         215000           79.98000336           99.96                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16684794         995000               65                  90                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16764989         183000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16718115         380000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16780711         720000               80                  80                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16723543         725000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16780714         295000           73.47000122           73.47                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16714637         480000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16649333         157000           79.98999786           99.94                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16681733         415000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16780715         432500           67.51000214           67.51                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16728714         320000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16770592         230000           78.26000214            100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16693318         400000               80                99.87                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16729525         220000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16780637         270000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16704596         525000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16688523         230000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16770676         269000               80                  80                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16765169         226000           79.65000153           99.56                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16646585         426000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16649339         340000               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16599185         278000               70                  70                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16599186         207000               70                  70                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16778198         495000               80                  95                  No MI              NO MI        0                    9.875                    0.375          0        0          0.375
   16717230         560000           64.29000092           64.29                 No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16731733         100000               80                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16595150         310000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16684412         295000               80                 93.9                 No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16649340         140000           79.98999786           99.51                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16728009         392000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16708084         350000               80                  80                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16708328         347000           79.98999786           94.98                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16629029         268000           79.98000336           89.96                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16694135         220000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16714809         339000               80                 100                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16684173         365000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16780808         370000               80                  80                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16696551         243000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16780729         450000               70                  95                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16397276         225000           78.44000244           78.44                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16704053         268000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16717240         162000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16714019         300000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16780810         590000               70                  85                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16708171         665000               80                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16244545         171000               70                84.04                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16717243         514000               80                 100                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   16728016         215000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16716272         960000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16629035         365000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16780731         240000               80                  90                  No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16658504         499000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16697611         173000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16775228         462000               80                99.99                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16723569         484000               80                  95                  No MI              NO MI        0                    6.99                     0.375          0        0          0.375
   16775067         307000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16714579         232000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16658428         471000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770695         515000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16663858         241000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16709313         320000               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16707451         285000           70.18000031           70.18                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16717172         390000               80                85.32                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16717173         380000           79.98999786           99.99                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16780822         399000           52.13000107           52.13                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16684434         615000           62.25999832           62.26                 No MI              NO MI        0                    5.875                     0.25          0        0          0.25
   16780824         363000           79.98999786           99.99                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16717258         352000               80                  80                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16708267         300000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16706728         340500               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16770781         220000           53.99000168           53.99                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   16798304         640000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16780826         397000           78.08999634           78.09                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16349359         640000               80                99.99                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16684358         314000           79.98999786           94.99                 No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16687823         227000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16723025         270000               80                 100                  No MI              NO MI        0                    9.375                    0.375          0        0          0.375
   16714118         124000               80                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16650843         329000               90                  90              Republic MIC           BPMI        25                    7.875                    0.375          0        0          0.375
   16706571         289500               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16658602         399900           79.98999786           99.99                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16798310         525000           79.43000031            100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16713782         112000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16717266         310000               75                89.13                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16713783         183000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16728912         255000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16718158         596000           71.09999847           89.93                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16780754         2125000              70                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16706738         120000           78.98999786            100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16692545         141500               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16684446         360000               80                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16780838         413000           64.88999939           64.89                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16772495         616000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16658448         260000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16649297         555000           68.29000092           68.29                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16730242         310000               80                  80                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16704326         710000           63.38000107           63.38                 No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16785210         148000               80                  80                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16684531         536000           77.94000244            100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16629152         542000           76.94000244           99.82                 No MI              NO MI        0                    7.25                      0.25          0        0          0.25
   16704339         499000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16707047         640000               80                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16728091         163000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16658646         375000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16775288         342000           79.98999786           99.97                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16658487         392000               80                  95                  No MI              NO MI        0                    7.375                     0.25          0        0          0.25
   16695899         1900000              70                  70                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16773110         350000               80                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16770520         395000               80                  95                  No MI              NO MI        0                      6                       0.25          0        0          0.25
   16770601         570000               80                  80                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16638175         210000               75                  75                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16778207         130000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16728169         164000           68.29000092           92.68                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16775376         380000           79.98999786           99.98                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16684819         202000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16729856         3250000              65                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16692758         155000               80                 100                  No MI              NO MI        0                    9.25                     0.375          0        0          0.375
   16798286         550000               80                  80                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16778765         376000               80                  95                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16658499         303000           79.54000092            100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16687885         391000           74.80999756           74.81                 No MI              NO MI        0                    9.75                     0.375          0        0          0.375
   16723241         295000               80                 100                  No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16770610         375000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16730290         370000               80                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16731262         130000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16710850         387000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16649031         303000           77.77999878            100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16672523         355000               80                 100                  No MI              NO MI        0                      7                       0.25          0        0          0.25
   16770602         265000               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16713353         331000           94.26000214           94.26            Radian Guaranty         BPMI        30                      6                      0.375          0        0          0.375
   16680531         123000               70                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16713274         985000               70                  90                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16707911         400000               80                 100                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16704528         950000               70                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16684810         383000           79.98999786           99.97                 No MI              NO MI        0                    6.625                     0.25          0        0          0.25
   16696231         700000               80                  80                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16723952         273000           79.98000336           94.99                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16706942         204000               95                  95                   PMI               BPMI        30                    8.125                    0.375          0        0          0.375
   16778115         210000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16775523         284000           79.98999786           89.97                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16719165         257000               80                 100                  No MI              NO MI        0                     9.5                     0.375          0        0          0.375
   16684804         500000           79.98999786           79.99                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16706935         150000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16649650         185000               80                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16676381         242000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16684806         310000               70                  70                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16684807         355000               75                  75                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16684483         170000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16723868         385000           78.95999908           98.44                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16728146         155000               90                  90                   PMI               LPMI        25                    9.25                     0.375          0      0.59         0.965
   16715038         201000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16770507         1300000          76.91999817           89.98                 No MI              NO MI        0                      7                       0.25          0        0          0.25
   16775512         437000           79.98999786           99.99                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16776403         245000               75                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16707815         433000           79.44999695           94.34                 No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16722962         525000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16629165         265000               80                 100                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16684554         712000           74.86000061           74.86                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16691925         144000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16776327         550000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16767417         143000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16723224         210000               80                  90                  No MI              NO MI        0                     7.5                      0.25          0        0          0.25
   16665210         187000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16770511         289500               80                 100                  No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16770513         500000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16707903         540000           71.26000214           99.04                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16719162         257000               80                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16629173         384000               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16684802         130000               80                 100                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16710556         550000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16714534         225000               100                100                   PMI               LPMI        35                    6.875                    0.375          0      0.57         0.945
   16718172         470000           54.88999939           54.89                 No MI              NO MI        0                    5.875                     0.25          0        0          0.25
   16718092         380000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16728055         410000               80                  90                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16718174         258000               80                 100                  No MI              NO MI        0                     6.5                      0.25          0        0          0.25
   16714515         8000000             56.25              56.25                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16716223         990000               80                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16658460         575000           64.87000275           64.87                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   16772671         775000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16681951         440000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16718177         425000               80                 100                  No MI              NO MI        0                    6.125                     0.25          0        0          0.25
   16798251         510000               80                99.99                 No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16780774         382000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16684384         187000           79.98000336           99.97                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16658465         460000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16798092         442000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16718024         234000               100                100                   PMI               LPMI        35                    8.75                     0.375          0      0.68         1.055
   16665757         128000               70                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16780778         520000               80                 100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16780698         389000           56.04000092             80                  No MI              NO MI        0                    6.25                      0.25          0        0          0.25
   16773012         253900               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16664311         264500               80                 100                  No MI              NO MI        0                    6.75                      0.25          0        0          0.25
   16664230         334000               80                 100                  No MI              NO MI        0                    6.375                     0.25          0        0          0.25
   16731316         200000           79.98999786           94.97                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16700143         145000               100                100                   PMI               LPMI        35                    7.625                    0.375          0      0.77         1.145
   16709189         1185000              80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16706340         329500               100                100                   PMI               LPMI        35                      9                      0.375          0      1.32         1.695
   16707549         365000               95                  95                   PMI               LPMI        30                    9.375                    0.375          0       0.7         1.075
   16692016         730000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16693050         608000               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16687878         897000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16687943         330000               95                  95                   PMI               LPMI        30                    8.375                    0.375          0      0.62         0.995
   16687978         599900               100                100                   PMI               LPMI        35                    7.375                    0.375          0      0.57         0.945
   16691857         192000               85                  85                   PMI               LPMI        12                    7.75                     0.375          0      0.29         0.665
   16691878         350000           94.86000061           94.86                  PMI               LPMI        30                    7.75                     0.375          0      0.64         1.015
   16685291         107000           73.83000183           73.83                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16685526         680000           68.81999969           68.82                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16676404         755000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16676446         715000               80                  95                  No MI              NO MI        0                    9.75                     0.375          0        0          0.375
   16679156         1675000          74.62999725           74.63                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16680995         448000               100                100                   PMI               LPMI        35                    8.875                    0.375          0      1.32         1.695
   16674782         300000               100                100                   PMI               LPMI        35                    7.375                    0.375          0      0.69         1.065
   16674791         283000               100                100                   PMI               LPMI        35                     8.5                     0.375          0      1.19         1.565
   16676516         220000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16676528         235000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16676550         120000               80                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16676564         145000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16676580         165000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16676584         629000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16674615         340000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16676667         285000               100                100                   PMI               LPMI        35                    8.375                    0.375          0      0.73         1.105
   16676703         280000               100                100                   PMI               LPMI        35                     8.5                     0.375          0      1.23         1.605
   16674667         330000               80                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16676881         610000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16676884         168000               80                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16674216         140000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16674317         155000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16674500         575000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16673013         285000           65.08999634           90.19                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16673017         235000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16673029         428000           74.98999786           99.89                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16673042         398000           79.87999725           99.88                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16673045         265000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16673071         397000               75                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16673094         191633           74.98000336           74.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16673099         136000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16673115         702000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16673118         275500               80                  90                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16674021         400000           79.98999786           99.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16674066         1300000          74.97000122           99.96                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16672842         128500               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16674119         235000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16674136          72000           92.77999878           92.78                  PMI               LPMI        30                    8.75                     0.375          0      1.08         1.455
   16674151         750000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16672883         1345000              75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16672944         180500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16672653         265000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16672744         438000           79.98000336           94.95                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16672761         2150000          39.52999878           39.53                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16672659         790000           56.27000046           56.27                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16672672         285000               80                  80                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16672686         605400               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16672692         458000               80                  90                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16667430         162000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16667434         861000               75                89.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16670254         325000               80                 100                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16670391         389000               80                  80                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16670396         190000               80                  80                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16670427         720000               80                 100                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16670463         425000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16670539         285000               75                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16670805         369900               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16670838         316000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16670639         1200000              75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16670718         128000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16670746         250000               100                100                   PMI               LPMI        35                      9                      0.375          0      1.12         1.495
   16670750         110000               100                100                   PMI               LPMI        35                    9.375                    0.375          0      1.19         1.565
   16670798         500000               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16672386         270000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16672388         1200000              80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16672406         1404000              75                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16672414         205000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16672560         632500           79.98999786           94.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16672565          69000               100                100                   PMI               LPMI        35                     9.5                     0.375          0      0.92         1.295
   16667176         124000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16667181         250000               100                100                   PMI               LPMI        35                    9.75                     0.375          0      0.87         1.245
   16667229         310000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16667232         395000           53.15999985           53.16                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16667335         255000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16667369         674000               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16667381         100000               100                100                   PMI               LPMI        35                    7.875                    0.375          0      0.73         1.105
   16667406         368000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16667056         220000               90                  90                   PMI               LPMI        25                    8.25                     0.375          0      0.61         0.985
   16667064         220000               100                100                   PMI               LPMI        35                    8.375                    0.375          0      0.96         1.335
   16667091         586000           36.68999863           36.69                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16666795         300000               80                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16666826         610000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16666829         223500               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16666959          85000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16666971         145000               80                  80                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16665550         248000           69.62000275           69.62                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16665555         1450000              75                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16665637         110000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16664071         160000               90                  90                   PMI               LPMI        25                    9.75                     0.375          0      1.15         1.525
   16664078         1500000              75                98.35                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16664091         540000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16665661         140000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16665702         125000               100                100                   PMI               LPMI        35                    9.625                    0.375          0      0.82         1.195
   16664098          86000           76.73999786           76.74                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16664132         395000               80                  80                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   16665780         750000               70                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16664182         164900           79.98999786            100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16664191         300000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16664205         225000               95                  95                   PMI               LPMI        30                    8.375                    0.375          0      1.18         1.555
   16664248         367000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16664308         155000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16664318         385000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16664341         1665000              75                  95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16664344         194000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16664363         715000           69.93000031           69.93                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16664411         492000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16664467         600000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16664528         206000               80                99.99                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16665896         620000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16662648         685000           79.40000153            99.4                 No MI              NO MI        0                    7.999                    0.375          0        0          0.375
   16663959         193000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16662806         185000               90                  90             Radian Guaranty         BPMI        30                    8.125                    0.375          0        0          0.375
   16663753         244000               80                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16663764          78000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16663765         365000           49.31999969           49.32                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16663771         823000               80                  90                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16663782         110000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16663801         196000               100                100                   PMI               LPMI        35                    8.25                     0.375          0      0.62         0.995
   16663806         498000               100                100                   PMI               LPMI        35                      9                      0.375          0      0.77         1.145
   16663855         270000               80                 100                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16662586         1720000              75                  95                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16662591         553000           79.98000336           99.98                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16662443         630000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16662462         340000           79.98999786           94.98                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16662523         601336           79.98999786           99.98                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16662339         168000               80                99.99                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16662364         130000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16662368          70000           78.76999664           98.46                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16661983         275000               80                 100                  No MI              NO MI        0                    9.85                     0.375          0        0          0.375
   16661985         190000               100                100                   PMI               LPMI        35                    9.75                     0.375          0      0.87         1.245
   16662377         2350000          68.73000336             95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16662396         241000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16662408         1200000              80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16662026         239000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16662053         610000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16662071         571000           60.95000076           60.95                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16662103         381000               100                100                   PMI               LPMI        35                    8.125                    0.375          0      0.81         1.185
   16662119         2400000          58.33000183           58.33                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16662175         372000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16662177         321500               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16662200         430000               80                 89.3                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16662245         195000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16765178         499000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16302059         196000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16105854         110000               80                99.32                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16196522         124000               80                  95                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16206192         701500           79.98999786           99.98                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16224415         100000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16233941         200000           79.76999664           99.73                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   16239926         160000           68.69000244           83.41                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16242904         235000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16243300         125000               95                  95              Republic MIC           BPMI        30                    8.875                    0.375          0        0          0.375
   16243367         121000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16247927         262000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16247968         283000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16248334          73500               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16248343          71000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16248350          80000               75                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16248403         417000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16295155         311000           79.98000336           99.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16295719         164000           78.98000336           99.99                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16300637         220000               70                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16723865         670000               70                  85                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16728528         817000           79.55999756            100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16300754         689000           72.56999969           94.92                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16301417         140000               70                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16303744         410000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16304045         390000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16304110         334000               80                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16326336         615000           61.79000092           61.79                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16326346         130000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16326823         850000           79.70999908           79.71                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16332070          80000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16335215         300000           74.66999817           74.67                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16335593         102000               70                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16303343         1300000              60                  60                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16345992         440000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16346007         344000               80                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16346159         365000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16346414         710000           75.19000244           97.74                 No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16347689          81000           74.97000122           99.97                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16347787         530000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16347810         585000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16347811         280000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16347907         450000               75                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16348024         435000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16348028         213000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16349369         205000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16349821         425000           79.97000122           89.97                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16358356         105000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16359028         1590000          74.98000336           94.96                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16359876         140000               70                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16361328         158500               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16361532         347000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16365555         2450000             77.25              77.25                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16368252         230000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16368308         256000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16368470         650000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16371816         245000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16372138         905000           79.88999939           79.89                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16374862         212000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16374893         179000               70                 100                  No MI              NO MI        0                      9                      0.375          0        0          0.375
   16376108         182000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16377310         932000               80                  90                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16377346         145000               80                  80                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16377407         340000               80                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16382723         2650000          60.70999908           60.71                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16383174         355000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16384019         275000               70                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16387370         175000               75                  95                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16390212         240000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16392577         270000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16395213         325000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16400897         440000               80                  90                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16401917         440000               90                  90              GE Capital MI          BPMI        25                    8.125                    0.375          0        0          0.375
   16402108         270000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16402469         130000               70                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16402788         158000           69.97000122           99.94                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16403969         392000           72.63999939           72.64                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16404092         1100000              70                  70                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16404344         501000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16405455         225000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16405796         425000               75                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16407032         675000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16407092         130000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16407228         177000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16407372         450000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16419026         245000               75                  75                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16419553         394000           79.98999786           94.99                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16419956          97500               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16420134         700000               90                  90             United Guaranty         BPMI        25                    8.375                    0.375          0        0          0.375
   16420151         312000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16420253         1750000              70                  70                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16422696         309000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16422770         190000               80                89.99                 No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16422975         265000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16468103         352000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16468109         625000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16468173         160000               80                99.99                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16468449         127000               75                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16540116         620000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16540452         515000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16543975         300000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16544209         825000           64.66999817           81.45                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16544277         312000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16545027         310000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16545455         655000               77                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16546034         2400000              65                  80                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16546280         163000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16546416         155000               80                  95                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16549435         924000               80                 100                  No MI              NO MI        0                    6.999                    0.375          0        0          0.375
   16549578         290000           94.98000336           94.98                  PMI               BPMI        30                    7.75                     0.375          0        0          0.375
   16549641         170000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16549850         242500               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16549871         180000               80                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16550027         163000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16550052         1000000              75                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16551721         172000               70                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16551997         155000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16552072         380000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16562480         192000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16562543         263000               70                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16562891         612000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16563141         950000               80                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16563280         205000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16563285         218000           77.05999756           96.33                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16564618         155000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16564678         120000               80                  95                  No MI              NO MI        0                    9.125                    0.375          0        0          0.375
   16564741         580000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16564762         285000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16564898         196000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16564960         255000               70                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16567535         235000               80                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16567666         260000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16567695         185000               70                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16567782         231000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16567846         240000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16568802         618000               80                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16568949         190000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16569212         361500               70                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16570376         1300000          76.91999817           76.92                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16570470         740625               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16570472         129000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16570619         135000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16570638         1200000              80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16570640         155000               70                  95                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16570695         740500               70                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16570750         755000               80                  99                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16571493         352000           74.95999908            100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16571519         1400000              75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16571618         150000               75                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16571631         220000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16571651         850000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16571679          81000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16571694         206000           78.83000183           98.54                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16571719         492000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16571851         305000               80                94.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16572006         128000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16572026         120000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16572029         587000               65                89.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16572106         860000               80                  95                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16574892         241000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16574917         245000               70                  70                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16575309         230000               70                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16585457         285000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16585543         200000           74.98999786           99.98                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16585547         206000           74.98999786           99.98                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16585555         425000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16585642         390000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16585670         190000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16585675         195000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16585677         198000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16585679         207000           74.98999786           99.99                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16585738         342000           79.98999786             95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16585759          86000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16585770         230000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16586050         236000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16586052         128000               70                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16586139         1200000              75                  75                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16591096         157000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16591098         158000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16591291         1048000              80                99.99                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16591345         335000               75                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16591369         195000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16591381         230000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16591407         1383000          73.94000244             95                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16591408          83000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16591461         224000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16591586         208000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16591590         120000               75                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16594788         265000               70                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16594802         200000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16594808         185000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16594871         265000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16595002         435000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16595007         1450000              80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16595092         275000               75                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16595212         261000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16595229         151000               75                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16595242         260000               70                99.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16595266         127000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16595276         153000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16595310         189000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16595328         134000           79.98999786           99.93                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16595346         702000               70                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16595352         140000           79.98999786           99.96                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16595367         845000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16595392         643000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16595462         1080000              80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16595488         172000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596203         155000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16596264         320000               75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16596269         106500           77.55999756             95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16596301         567500               80                  90                  No MI              NO MI        0                    6.999                    0.375          0        0          0.375
   16596304         801000               80                  80                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16596462         430000               80                89.53                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16596477          77000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596480         271500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596595         365000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16596597         425000               70                  70                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16596808         280000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16596832         320000               75                  75                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16597200         385000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16597247         2090000              70                  80                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16597288         170000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16597378         299000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16597462         265000               80                  80                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16597467         295000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16597536         200000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16597584         1580000              75                94.68                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16597623         135000           37.04000092           37.04                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16597717         265000               70                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16597810         175000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16599364         309000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16599602         605000               70                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16599721         358000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16599768         143500               75                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16599820         850000               80                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16599867         172000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16599889         188000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16600026         220000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16600029         1650000              75                  90                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16600934         167000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16600964         132000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16601070         178000           79.98999786           79.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16601100         280000           79.98999786           99.96                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16601108         525000           79.43000031            100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16601122         534000               75                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16601199         137000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16601215         149900               70                89.88                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16601232         153000               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16601234         138500               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16601236         151000               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16601239         149000               75                  75                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16601371         155000           74.98000336           94.98                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16602651         919000               75                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16602667         400000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16602694         505000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16602696          96000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16602699         304300               75                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16602715         270000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16602767         195000               80                  80                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16602964         1500000              70                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16602992         318000               75                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16603811         170000               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16603835         270000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16603846         390000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16603857         550000               75                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16603861         119000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16604113         126000           74.15000153             95                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16604139         275000               70                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16604170         110000               75                  75                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16604177         238000           79.98999786           99.97                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16604189         158000               75                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16604267         144500               75                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16604377         295000               80                94.98                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16604441         400000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16604474         380000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16604520         205500           79.80999756           99.81                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16604531         160000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16604560         144000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16604566         151200               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16604575         147000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16604581         110000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16605687         1400000          71.43000031           71.43                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16605688         1355000              75                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16605696          87000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16605715         132700               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16605716          74000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16605719          76000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16605722         1600000          64.09999847             90                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16605799         185000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16605825         360000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16605848         399000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16605883         337000               70                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16605968         375000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16605983         560000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16606003         337000               70                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16606039         185000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16606107         750000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16606171         195000               80                  90                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16609631         325000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16609657         147000           77.81999969           94.95                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16609691         275000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16609766         290000               95                  95          Mortgage Guaranty In       BPMI        30                      8                      0.375          0        0          0.375
   16609773         536000           79.84999847            100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16609778         233000               75                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16609791         632800           79.26999664           94.14                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16609825         281000               80                99.99                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16609928         300000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16609950         283000               80                99.93                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16610033         345000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16610106         220000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16610144         264000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16610163         207000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16610209         1635000              75                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16610234         185000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16610259         306000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16611217         971000               80                 100                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16611273         136000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16611289         225000           74.66999817           74.67                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16611353         1500000          66.66999817             76                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16611374         160000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16611406         245000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16611420         275000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16611435         2000000              75                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16611453         845000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16611513         1350000              65                79.44                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16611538         450000               70                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16611556         696000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16611620         148000           79.41999817            100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16611631         129000           79.41999817            100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16611635         347000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16611638         270000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16611723          88000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16611813         715000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16611939         550000               80                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16612612         615000           79.66999817           89.43                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16612616         174000               80                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16612661         310000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16612679         315000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16612685         275000               80                 100                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16612771         175000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16612833         115000               80                  80                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16612853         361000           79.98999786           99.96                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16612856         330000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16612866         153000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16612868         593000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16612908         248000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16612951         950000               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16612952         189000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16613017         181000           79.98000336           99.94                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16613018         310000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16613033          98000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16613035          93000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16613040         157000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16613057         625000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16613131         460000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16613236         285000               75                  75                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16613240         295000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16613291         235000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16613296         194000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16615953         277300           94.98999786           94.99                  PMI               LPMI        30                     9.5                     0.375          0      1.27         1.645
   16616030         615000              78.75              78.75                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16616035         539500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616066         900000               75                  75                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16616220          85000           69.98999786           99.94                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616256         316000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16616266         1200000              80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16616324         242000           79.98999786           99.99                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16616475         265000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16616526         235000               80                 100                  No MI              NO MI        0                    7.999                    0.375          0        0          0.375
   16616557         155000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16616558         155000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16628724         375000               75                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16628772         211000               75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16628959         156000               75                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16629171         177000           74.98999786             95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16629193         210000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16629260         276000               70                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16629264         203000               70                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16632257         290000               75                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16632320         599500               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16632339         215000           79.98000336           99.98                 No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16632343         116000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16632358         513200               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16632362         270000           73.61000061           73.61                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16632409         380000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16632462         224000           79.98999786            100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16632476         470000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16632502         190000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16632551         640000           79.98999786           99.97                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16632622         143500               80                99.78                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16632663         850000           76.65000153            100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16632841         259000               80                  95                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16633021         465000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16633074         144000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16633103         670000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16634181         793000               80                98.93                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16634182         245000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16634229         685000               75                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634261         519000               70                  70                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16634266         385000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16634316         133000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634323         902255               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16634446         485000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634547         365000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16634600         155000               75                  75                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16634694         210000               80                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16638204         460000               80                  95                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16638294         525000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16638316         160000               95                  95                   PMI               LPMI        30                    8.625                    0.375          0      0.67         1.045
   16638341         205000           79.98000336           99.96                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16638389         171000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16638393         247000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16638452         189000               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16638460         325000               80                99.94                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16638468         665000           78.19999695           92.86                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16638490         1350000          74.06999969             95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16638510         190000               80                99.42                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16638518         385000               70                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16638522         420000           79.98999786            100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16638546         200000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16638571         760000               70                  70                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16638676         392000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16638682         140000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16638688         332000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16638707         460000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638729         625000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638730         180000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16638734         124000           79.94000244           99.92                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16638827         418000           79.98999786           99.98                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16638841         160000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638844         1200000              80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16638863          89000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16638935         112000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16638943         138000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16638945         170700               75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16640647         275000           79.98999786           94.99                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16640684         1600000              75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16640718         279000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16640730         505000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16640735         610000           75.48000336           75.48                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16640766         720000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16640768         285000           79.98999786           99.99                 No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16640777         150000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16640796         300000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16640802         150000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16640841         262000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16640856         310000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16640935         940000           79.69999695           99.63                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16640995         371000               80                99.99                 No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16641005         153900               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16641017         415000           79.98999786            100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16641034         205000               70                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16641093         205000               70                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16641130         166000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16641143         310000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16641146         930000               70                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16641161         162000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16641167         235000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16641179         425000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16641185         473000               80                99.99                 No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16641252         236000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16641326         278000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16643550         215000               75                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16643593         265000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16643620         325000               80                  80                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16643662         144000               75                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16643666         155000               75                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16643671         235000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16643675         152000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16643748         440000               80                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16643850         400000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16643890         137000               100                100                   PMI               LPMI        35                     8.5                     0.375          0      0.65         1.025
   16643988         245000           79.98000336           89.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16644035         515000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16644127         725000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16644228         320000           69.98999786           99.98                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16645951         258000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16645955         1100000              80                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16646012         188000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16646022         1900000          75.11000061           75.11                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16646048         315000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16646104         3000000          66.66999817             80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16646145         1200000              75                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16646189         375000           89.73000336           89.73                  PMI               LPMI        25                    8.375                    0.375          0      0.58         0.955
   16646275         135000               75                  75                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16646301         300000               80                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16646365         340000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16646414         755000               80                 100                  No MI              NO MI        0                    7.999                    0.375          0        0          0.375
   16646461         395000               80                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16646496         310000           74.98999786           99.97                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646509         359000           74.98000336           99.95                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646510         699000           64.94999695           64.95                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646527         255000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16646558         470000               80                99.99                 No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16646566         300000           79.98999786           99.97                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16646574         630000               80                  95                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16646588         593000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16646624         420000               80                94.88                 No MI              NO MI        0                    6.45                     0.375          0        0          0.375
   16646625         340000               80                  95                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16646637         715000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16646649         465000               75                  95                  No MI              NO MI        0                     9.5                     0.375          0        0          0.375
   16646666         629000               80                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16648328         440000               80                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16648333         625000               80                 100                  No MI              NO MI        0                    5.999                    0.375          0        0          0.375
   16648446         200000               70                  85                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16648478         335000               100                100                   PMI               LPMI        35                   10.125                    0.375          0      1.19         1.565
   16648486         325000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16648489         174000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16648490         350000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16648492         313000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16648514         305000           68.51999664           68.52                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16648646          82000               75                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16648675         730000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16648692         266000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16648915         125000           79.12000275           99.32                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16648939         225000               80                  98                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16648950         525000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16649122         615000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16649130         180000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16649146         242000               100                100                   PMI               LPMI        35                    8.125                    0.375          0      0.89         1.265
   16649202         296000               80                  95                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16649969         251000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16649983         231400               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16649996         380000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16650006         181000               75                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650026         543000               80                  80                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16650034         186000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16650104         1350500          74.05999756           99.99                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16650142         105000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16650153         142000               70                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16650163         590000               70                  70                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16650165         1600000              70                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16650324          62000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650346         260000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16650359         390000               80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16650368         195000               80                  95                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16650395         135000           74.93000031           99.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16650417         325000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16650473         1550000              75                  75                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16650476         126000               75                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16650478         641000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16650483         126000               75                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16650606         469000               80                  95                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16651152         216000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16651177         124000           79.51000214           99.84                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16651262          95000               100                100                   PMI               LPMI        35                    8.625                    0.375          0      1.84         2.215
   16651287         420000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16651369         253000           79.05000305           79.05                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16651413         133000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16651512         232000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16651522         240000               74                 100                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16651566         195000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16651739         775000               75                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16651756         2700000              65                  80                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16651805         305000               90                  90                   PMI               LPMI        25                    8.125                    0.375          0      0.62         0.995
   16651850         215000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16653716         800000               80                  80                  No MI              NO MI        0                    6.999                    0.375          0        0          0.375
   16653763         670000               100                100                   PMI               LPMI        35                    8.125                    0.375          0      1.39         1.765
   16653769         130000           79.98000336           99.96                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16653943          80000               65                  95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16653977         185000               100                100                   PMI               LPMI        35                      9                      0.375          0      0.82         1.195
   16654001         650000               80                  95                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16654017         340000               80                  95                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16654124         1500000              75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16654130         410000               80                  80                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16654170         812000               80                89.99                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16654181         243000               80                 100                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16654225         140000               100                100                   PMI               LPMI        35                    9.125                    0.375          0      1.62         1.995
   16654316         185000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16654329         278000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16654384         610000           74.73000336           84.06                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16654386         355000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16655951         520000           77.30999756           77.31                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16655970         145500               100                100                   PMI               LPMI        35                     10                      0.375          0      0.96         1.335
   16655971         380000           79.98999786           99.98                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16656014         990000               65                  65                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16656021         2045000          73.44000244             95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16656036         348000           79.98999786           99.99                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   16656074         910000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16656119         307000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656133         525000           79.33000183            100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656182         250000               75                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16656186         235000               100                100                   PMI               LPMI        35                    8.25                     0.375          0       0.9         1.275
   16656367         1200000              80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16656422         330000               65                  95                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16656468         783000               80                99.16                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656496         415000               100                100                   PMI               LPMI        35                    8.375                    0.375          0      0.71         1.085
   16656569         765000               75                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16656603         365000               80                  97                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16656610         350000               75                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656641         270000           79.69999695           89.64                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656642         245000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16656644         596000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16656816         390000               100                100                   PMI               LPMI        35                    8.25                     0.375          0      0.82         1.195
   16656826         370000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16656854         475000           62.31999969           62.32                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16656951         235000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16657006         997000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16658379         225000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16658420         231000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16658449         247000               75                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16658571         140000               100                100                   PMI               LPMI        35                    7.625                    0.375          0      0.77         1.145
   16658578         412000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16658625         381000               80                  90                  No MI              NO MI        0                    7.999                    0.375          0        0          0.375
   16658644         515000           79.98999786           94.99                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16658666         550000               80                  85                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16658678         273000           84.98000336           84.98                  PMI               LPMI        12                    6.875                    0.375          0      0.22         0.595
   16658680         585000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16658802         580000               80                  95                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16658842         660000               80                99.99                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16658930         165000               100                100                   PMI               LPMI        35                    8.75                     0.375          0      1.32         1.695
   16658950         725000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16659032         550000               75                  90                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16659167          89055               90                  90                   PMI               LPMI        25                     9.5                     0.375          0      0.92         1.295
   16659197         695000               90                  90              GE Capital MI          BPMI        25                     6.5                     0.375          0        0          0.375
   16659214         260000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16661977         420000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16661997         146000           73.40000153           91.75                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16662015         195000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16662069         215000           79.98999786           94.98                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16662070         1101000          79.93000031           89.91                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16662081         1866000              75                 88.4                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16662106         400000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16662157         330000               100                100                   PMI               LPMI        35                    7.875                    0.375          0      0.63         1.005
   16662188         252000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16662220         1315000              80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16662244         580000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16662259         215000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16662324         745000               65                  65                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16662330         640000               65                  65                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16662341         640000               65                  65                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16662373          76000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16662378         1040000              80                99.44                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16662452         750000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16662454         180000               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16662458         822000           79.08000183             95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16662517         160000           99.98000336           99.98                  PMI               LPMI        35                    7.875                    0.375          0      1.18         1.555
   16662594         565000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16662619         600000               65                  65                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16662701         340000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16663714         440000               75                94.99                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16663756         650000           74.91999817           74.92                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16663762         875000               80                94.99                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16663835         850000           63.40999985           63.41                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16663840         207000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16663847         225000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16663915         240000               80                 100                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16663935         405000           49.38000107           49.38                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16663962         395000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16663971         240000               95                  95                   PMI               LPMI        30                      8                      0.375          0      1.22         1.595
   16663988         575000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16664042         197000               100                100                   PMI               LPMI        35                    8.25                     0.375          0      0.65         1.025
   16664087         1252000          59.90000153           79.87                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16664194         1767000              75                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16664225         610000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16664319         364629           99.98999786           99.99                  PMI               LPMI        35                     10                      0.375          0      0.87         1.245
   16664326         352000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16664358         172000           78.77999878           78.78                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16664436         460000               100                100                   PMI               LPMI        35                    8.125                    0.375          0      0.69         1.065
   16665494         466000               80                 100                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16665527          76000               100                100                   PMI               LPMI        35                    8.75                     0.375          0      0.89         1.265
   16665551         144000           79.98999786           99.96                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16665556         1900000          74.98999786           93.86                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16665728         755000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16665768         182500               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16665833         565000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16665921         200000           74.98999786             90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16665932         208000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16665985         580000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16665995         636000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16666010         120000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16666041         540000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16666045         675000               75                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16666842         201000           69.98000336           89.98                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16666851         204000           69.98999786           89.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16666955         168000               80                 100                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16667002         265000               100                100                   PMI               LPMI        35                    8.625                    0.375          0      0.84         1.215
   16667004         300000               80                 100                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16667241         400000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16667245         360000               80                  95                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16667279         134000               100                100                   PMI               LPMI        35                      8                      0.375          0      0.65         1.025
   16667282         160000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16667303         880000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16667331         440000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16667440         415000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16670247         188000               100                100                   PMI               LPMI        35                    9.25                     0.375          0      0.82         1.195
   16670260         675000               80                94.81                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16670279         225000               70                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16670286         1655000              75                  90                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16670372         335000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16670395         385000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16670399         235000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16670471         179000               80                  95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16670576         630000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16670663         234000               80                  95                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16670668         555000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16670675         376000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16670758         765000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16670780         275000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16670812         350000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16670820         620000           79.98999786           99.98                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16670821         350000           57.13999939           57.14                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16670857         115000               80                  95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16670874         315000               80                  80                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16670883         285000               100                100                   PMI               LPMI        35                    6.375                    0.375          0      0.71         1.085
   16670906         295000               95                  95              GE Capital MI          BPMI        25                    7.75                     0.375          0        0          0.375
   16670909         340000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16670982         283000               80                  95                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16670988         572500               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16672349         140000               80                  90                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16672593         1200000              80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16672694         535000              78.5               93.22                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16672725         1550000              75                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16672764         950000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16672787         220000               100                100                   PMI               LPMI        35                     9.5                     0.375          0      0.96         1.335
   16672816         680000               80                  95                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16672850         165000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16672866         160000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16672871         165000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16672902         243500               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16672930         1465000          68.97000122             95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16673020         300000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16673050         965000           55.43999863           55.44                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16673067         538900           77.69999695            77.7                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16673286         2400000              65                83.29                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16674014         177000           79.98000336           99.98                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16674040         1146000          79.93000031           79.93                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16674115         620000               80                99.99                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16674159         555000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16674182         607000               80                 100                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16674187         768000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16674199         190000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16674236         1000000              80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16674246         275000           94.94000244           94.94         Mortgage Guaranty In       BPMI        30                    7.625                    0.375          0        0          0.375
   16674377         889000               80                  95                  No MI              NO MI        0                      9                      0.375          0        0          0.375
   16674583         800000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16674590         132000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16674637         758000               80                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16674687         385000               75                  75                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16674723         710000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16674750         229000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16676496         575000           83.81999969           83.82             Republic MIC           BPMI        12                    7.25                     0.375          0        0          0.375
   16676519         129000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16676553         610000               75                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16676578         176000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16676720         425000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16676750         250000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16676752         405000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16676791         195000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16676830         600000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16676834         245000           79.18000031             90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16676878         101000               100                100                   PMI               LPMI        35                    8.25                     0.375          0      0.71         1.085
   16676892         160000               80                99.82                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16676895         312000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16680058         1050000              80                  85                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16680107         580000           79.98999786           94.98                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   16680160         485000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16680196         152000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16680204         222000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16680246         450000               80                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16680338         944000           78.80000305            98.5                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16680344         1200000              80                  80                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16680384         325000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16680421         3300000          60.61000061           60.61                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16680466         450000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16680661         900000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16680693         1150000              70                94.22                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16680728         953000           58.75999832           58.76                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16681293         264000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16681333         380000           60.52999878           60.53                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16681342         730000               75                88.15                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16681364         635000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16681495         285000           77.19000244            80.7                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16681559          75000               70                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16681565          80000               70                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16681569         285000           74.66999817           74.67                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16681590         320000               80                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16681592         990000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16681627         471000               80                86.59                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16681637         255000               100                100                   PMI               LPMI        35                    8.125                    0.375          0      1.11         1.485
   16681736         341000               100                100                   PMI               LPMI        35                    8.25                     0.375          0       0.9         1.275
   16681740         165000               80                  95                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16681741         106000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16681745         325000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16681764         307000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16681771         150000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16681831         325000               100                100                   PMI               LPMI        35                     10                      0.375          0      1.19         1.565
   16681859         290000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16684087         630000               80                  95                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16684098         1450000              75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16684151         465000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16684165         294000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16684192         242000               75                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16684195         320000               90                  90                   PMI               LPMI        25                    7.875                    0.375          0       0.4         0.775
   16684207         1400000              75                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16684439         330000               67                  67                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16684520         684000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16684558         630000               65                  65                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16684570         785000               75                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16684584         435000               80                  91                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16684594         225000               70                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16684688         392000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16684743         1289000              75                  95                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16684793         205000               80                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16685761         420000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16685796         3700000          54.04999924           54.05                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16685804         435000               80                  95                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16685830         735000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16685847         380000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16685896         245000               100                100                   PMI               LPMI        35                    9.375                    0.375          0      1.12         1.495
   16685930         312000           79.98999786           89.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16686029         215000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16686033         159000               80                  80                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16686063         383000           79.37000275           99.22                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16686078         850000               80                  80                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16686138         1219500              80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16686176         655000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16686215         450000               70                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16686247         720000           79.98999786           99.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16686248         1040000          72.12000275           72.12                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16686351         1063000              75                  95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16688060         225000               75                84.33                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16688077         675000               80                94.81                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16688201         257000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16688258          95000               80                  95                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16688265         330000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16688306         870000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16688332         1280000              75                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16688378         625000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16688498          96000               80                  80                  No MI              NO MI        0                     8.9                     0.375          0        0          0.375
   16688537         245000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16692153         150000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16692408         185000               80                  95                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16692435         131000           84.34999847           84.35                  PMI               LPMI        12                    7.75                     0.375          0      0.39         0.765
   16692464         295000               100                100                   PMI               LPMI        35                    9.25                     0.375          0       0.9         1.275
   16692493         230000               100                100                   PMI               LPMI        35                    8.875                    0.375          0      0.87         1.245
   16692529         890000           73.02999878           73.03                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16692654         517000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16692664         142000               80                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16692711         660000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16693428         1100000              65                  65                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16693455         820000           79.66000366            100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16693477         785000               80                94.27                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16693665         765000               80                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16693794         466000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16693809         195000               90                  90              GE Capital MI          BPMI        25                    7.625                    0.375          0        0          0.375
   16693867         183500           62.66999817           62.67                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16693947         535000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16696047         130000               100                100                   PMI               LPMI        35                    8.875                    0.375          0      1.28         1.655
   16696050         750000               80                  80                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   16696207         258000           77.51999664           77.52                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16696234         242000           79.98999786            100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16696242         515000           79.98999786           99.97                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16696542         590000               80                  80                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16696549         495000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16697476         345000           79.98999786           99.99                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16697593         183000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16697666         106500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16146824         262000               80                  95                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16234708         265000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16292046         990000               70                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16292066         3000000              65                  80                  No MI              NO MI        0                     10                      0.375          0        0          0.375
   16710949         460000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16710985         250000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16539918         165000               70                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16348970         195700               90                  90             Radian Guaranty         BPMI        25                     6.5                     0.375          0        0          0.375
   16567293         147500               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16571296         300000               80                 100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16574694         260000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16593701         1666121              75                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16594467         580000               80                  95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16649293         1150000          55.45000076           73.93                 No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16649299         256000           79.69000244           99.61                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16649301         445000               80                  80                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16649303         241500               100                100                   PMI               BPMI        35                    6.875                    0.375          0        0          0.375
   16649307         203500               65                  90                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16649312         231000               80                  80                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16649318         690000           61.74000168           61.74                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16649322         634000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16649324         800000               80                94.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16649325         193000           79.98000336           94.96                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16649326         212000               80                  80                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16649328         354000               80                94.22                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16649331         122000           69.97000122           89.98                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16649334         1600000          66.66999817           66.67                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16649336         210000               80                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16649337         169000           79.98999786           79.99                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16649338         668145               80                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16649341         107000               80                  80                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16649342         107000               80                  80                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16649343         107000               80                  80                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16649346         184000           94.97000122           94.97             GE Capital MI          BPMI        30                     8.5                     0.375          0        0          0.375
   16649309          65000               95                  95                   PMI               BPMI        30                    7.875                    0.375          0        0          0.375
   16339733         160000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16339815         652000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16342038         220000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16318687         620000           62.90000153            62.9                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16321474         212000               70                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16321481         130000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16318632         135000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16322996         665000           47.88999939           47.89                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16343880          85000               80                  80                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16345837         475000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16315011         255000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16315054         350000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16392409         484000               80                93.02                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16392468         315000               80                98.41                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16392279          37500               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16392292          40000              76.25                95                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16392302          36000           79.16999817            100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16387573         107000               80                  80                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16388736         575000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16388813         172000               80                  95                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16387433         507000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16387111         250000               80                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16384261         235000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16384292         243000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16784865         117500               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16718697         138000               70                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16718712         383000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16718737         105000               80                 100                  No MI              NO MI        0                    10.65                    0.375          0        0          0.375
   16718790         485000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16721882         1400000              75                  88                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16721945         400000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16723115         107000               100                100                   PMI               LPMI        35                     9.5                     0.375          0      0.82         1.195
   16395666         265000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16377122         190000               80                  80                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16713969         393000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16383989         131000               80                  95                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16292055         680501           69.94999695           91.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16292061         660000               70                  90                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16292138         451000           69.98999786           94.98                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16244546         780000               75                  90                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   16232928         245000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16234495         455000               80                  90                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16234618         347000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16697600         620000               80                  80                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16697603         435000           73.09999847            73.1                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16697382         184000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16697394         360000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16697397         385000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16696289         210000               100                100                   PMI               LPMI        35                    7.75                     0.375          0      0.73         1.105
   16694012          76000               100                100                   PMI               LPMI        35                    9.75                     0.375          0      1.17         1.545
   16694035         610000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16696124         180000               100                100                   PMI               LPMI        35                    9.875                    0.375          0      1.59         1.965
   16696247         315000               100                100                   PMI               LPMI        35                    9.75                     0.375          0      0.87         1.245
   16693884         230000           79.98999786           99.98                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16693771         1150000              80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16693773         618000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16693799         630000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16693845         210000               85                  85                   PMI               LPMI        12                      7                      0.375          0      0.24         0.615
   16693857          80500           74.97000122            100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16693864         615000               100                100                   PMI               LPMI        35                    8.875                    0.375          0      0.84         1.215
   16693946         245000               100                100                   PMI               LPMI        35                    8.75                     0.375          0      1.24         1.615
   16693995         302000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16692670         135000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16693352         540000               80                99.99                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16693372         126000               100                100                   PMI               LPMI        35                    8.375                    0.375          0      0.63         1.005
   16693381         430000           99.98999786           99.99                  PMI               LPMI        35                    7.375                    0.375          0      0.89         1.265
   16693409         610000               80                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16693413         536000               75                99.99                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16693443         381000           79.87999725           99.88                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16693444         480000           79.98999786           94.96                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16693467         690000           79.98999786           99.99                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16693471         111000               80                97.43                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16693485         725000               80                  95                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16693689         347500               80                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16693697         298000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16693533         515000               80                  94                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16693545         395000               100                100                   PMI               LPMI        35                     8.5                     0.375          0      0.96         1.335
   16693549         197000               70                  90                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16692553         115000               75                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16692238         360000               90                  90                   PMI               LPMI        25                    9.25                     0.375          0       0.8         1.175
   16692262         567000               80                 100                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16692393         168000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16688464         810000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16688496         143000               75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16692076         644679           79.98999786           99.99                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16692446         1650000              75                  80                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16692163          54000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16686050         620000           79.98999786            100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16686071         2625000              68                77.71                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16688066         205000               80                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16688164         430000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16686118         160000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16686122         755000               70                  80                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16686127         107000               80                 100                  No MI              NO MI        0                      9                      0.375          0        0          0.375
   16686132         890000               75                78.37                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16686145         1044000              80                99.99                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16686175         1160000              75                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16686225         167000               80                  90                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16688282         1400000          73.80000305             95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16688032         115000               100                100                   PMI               LPMI        35                    9.875                    0.375          0      0.88         1.255
   16685712         855000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16685724         850000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16685749         730000               80                  95                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16685853         850000           76.47000122            100                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16685900         1900000              75                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16684582         110500               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16684627         831000           37.90999985           37.91                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16686005         310000           79.98999786           89.98                 No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16684640         352000               80                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16684695         315000           61.59000015           61.59                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16684725         218000               100                100                   PMI               LPMI        35                    9.25                     0.375          0      1.12         1.495
   16684790         1599000              75                  90                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16681945         1200000              80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16681946         690000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16681957         225000               70                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16684122         1400000              75                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16684152         125000               75                  90                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16684071         245000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16684078         450000               80                  95                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16684082         235000               80                94.98                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16680441         137000               100                100                   PMI               LPMI        35                    8.875                    0.375          0      1.11         1.485
   16680462         290000           75.51999664           75.52                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16680501         1000000              75                  75                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16681402         675000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16681425         299000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16680549         440000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16680555         170000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16681441         1425000              70                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16681500         430000               70                  70                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16681558         1800000              75                99.56                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16681615         128000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16680617         635000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16680633         407000               100                100                   PMI               LPMI        35                    8.25                     0.375          0      1.01         1.385
   16680641         293500               100                100                   PMI               LPMI        35                    9.625                    0.375          0      0.82         1.195
   16680659         650000               80                  90                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16680695         298000               80                  90                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16681707         169000               75                99.98                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16681708         355000           79.98999786           89.97                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16681756         220000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16681777         485000           79.98000336           99.97                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16681783         240000               100                100                   PMI               LPMI        35                    9.125                    0.375          0      1.35         1.725
   16681801         650000           83.08000183           83.08            United Guaranty         BPMI        12                    7.625                    0.375          0        0          0.375
   16681840         178000               80                  95                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   16681253         700000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16661832         290000               75                  75                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16680255         3200000             62.5                62.5                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16661876         690000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16661900         250000               100                100                   PMI               LPMI        35                     7.5                     0.375          0      1.01         1.385
   16680085         1560000              70                76.41                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16663668         1550000              75                  80                  No MI              NO MI        0                    9.25                     0.375          0        0          0.375
   16680150         113000               100                100                   PMI               LPMI        35                    8.25                     0.375          0      1.11         1.485
   16680195         143000           97.90000153            97.9                  PMI               LPMI        35                    7.125                    0.375          0      0.66         1.035
   16680360         165000               100                100                   PMI               LPMI        35                    8.25                     0.375          0      0.82         1.195
   16661945         232000               80                 100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16663548         310000               80                  80                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16663568         108000               75                 100                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   16665312         510000               65                  65                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16663575         245000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16666672         287000               80                  90                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16653464         165000               80                 100                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16653686         238000               80                  90                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16649609         153000               80                 100                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16649628         215000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16643503         1400000              70                  70                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16649644         750000               80                99.96                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16649684         300000               80                  80                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16645839         497000               80                  90                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16645842         165000               80                 100                  No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   16650971         162000               70                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16650871         1535000              75                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16651025         620000               100                100                   PMI               LPMI        35                    7.375                    0.375          0      0.57         0.945
   16653574         875000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16648172         134000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16648184         247000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16648232         110000               100                100                   PMI               LPMI        35                     8.5                     0.375          0      0.69         1.065
   16648237         850000           76.47000122             95                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16648122         915000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16628532         725000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16628609          98000               80                 100                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   16640480         187000               80                 100                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16631164         155000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16631181         272000               80                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16640504         300000               80                  90                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16640520         580000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16631269         145000               75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16631278         135000               75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16631280         208000           79.23000336           99.04                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16630993         775000               80                  95                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16631283         138000               75                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16643390         238500               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16633682         310000               100                100                   PMI               LPMI        35                     9.5                     0.375          0      0.68         1.055
   16634093         213000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   16638028         195000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16638037         142400           79.77999878           89.75                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16612574         145000               80                  95                  No MI              NO MI        0                    10.25                    0.375          0        0          0.375
   16615799         675000           79.26000214           79.26                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16615894         2700000              70                  85                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16615732         278775               80                  90                  No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   16612471         393000               80                  95                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16611059         135000               80                  95                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   16611009         750000               70                  70                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   16605538         134000               80                 100                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16605540         201000               80                  80                  No MI              NO MI        0                    10.25                    0.375          0        0          0.375
   16605566         228000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16600678         1850000              75                  90                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   16603664         740000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   16603679         190000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16596042         265000               80                99.43                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16596995         209000               80                  90                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16597082         560000               80                 100                  No MI              NO MI        0                    9.75                     0.375          0        0          0.375
   16594485         295000               65                  65                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16594356         1140000              80                 100                  No MI              NO MI        0                    9.625                    0.375          0        0          0.375
   16594486         300000               65                  65                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   14178452         160000           79.73999786           79.74            United Guaranty         LPMI        12                      8                      0.575          0       0.2         0.775
   13973243         203300           94.95999908           94.96            Radian Guaranty         BPMI        30                    7.125                    0.375          0        0          0.375
   14003252         650000               80                  80                  No MI              NO MI        0                      7                       0.39          0        0          0.39
   13973190          81000           94.98000336           94.98            Radian Guaranty         BPMI        30                    7.75                     0.375          0        0          0.375
   13982228         477000           61.45000076           61.45                 No MI              NO MI        0                     7.5                      0.25          0      0.14         0.39
   13982156         600000               50                  50                  No MI              NO MI        0                    7.375                     0.25          0      0.14         0.39
   13973237         260000           71.15000153           71.15                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13982099         336000           88.38999939           88.39                  PMI               LPMI        25                      8                       0.25          0      0.14         0.39
   13973132         166000               90                  90             Radian Guaranty         BPMI        25                    7.625                    0.375          0        0          0.375
   13973231         113000           94.76000214           94.76            United Guaranty         BPMI        30                    7.875                    0.375          0        0          0.375
   13982034         333000               90                  90                   PMI               LPMI        25                    7.75                      0.25          0      0.14         0.39
   13973133          93000           82.26000214           82.26            Radian Guaranty         BPMI        25                    7.125                    0.375          0        0          0.375
   13973134          85000           71.18000031           71.18                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   13973206         240000              62.5                62.5                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   14184104         285000           94.79000092           94.79         Mortgage Guaranty In       BPMI        30                     10                      0.375          0        0          0.375
   14145633         455000           79.48999786           79.49                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   14160784         340000           57.27999878           57.28                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   13982148         657500           79.73000336           79.73                 No MI              NO MI        0                     7.5                     0.389          0      0.139        0.528
   13907876         335000               90                  90          Mortgage Guaranty In       BPMI        25                    7.375                    0.375          0        0          0.375
   14178626         535000           55.93000031           55.93                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14159594         670000           62.20000076            62.2                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   14178468         449900               80                  80                  No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   14178469         585000           66.80000305            66.8                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14152330         845000           56.20999908           56.21                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14152332         414000           90.48999786           90.49                  YES               BPMI        30                    7.75                     0.375          0        0          0.375
   14009611         624000           78.76999664           78.77                 No MI              NO MI        0                    7.75                     0.514          0      0.139        0.653
   14152339         887000           37.54000092           37.54                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14178475         552000           78.08999634           78.09                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14152506         169000           79.88999939           79.89                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14155018         605000           50.02999878           50.03                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14152346         350000           87.37000275           87.37            United Guaranty         BPMI        25                     6.5                     0.375          0        0          0.375
   14188601         336000               80                  80                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14188602         228390           94.98999786           94.99             Republic MIC           BPMI        30                    8.75                     0.375          0        0          0.375
   14188606         124000               90                  90              Republic MIC           BPMI        25                    8.75                     0.375          0        0          0.375
   14188607         298000           79.98999786           79.99                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   16399630         585000               80                  80                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   16399632         498000           89.55999756           89.56                  PMI               BPMI        25                    4.75                     0.375          0        0          0.375
   14152517         735000           77.63999939           77.64                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14152356         480000           79.98000336           79.98                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14188611         175000               95                  95              Republic MIC           BPMI        30                    7.75                     0.375          0        0          0.375
   14188616         187000               75                  75                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   14178654         135000               70                  70                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14178493         495000           75.68000031           75.68                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   14178494         415000              77.25              77.25                 No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   14178656         116000           94.84999847           94.85         Mortgage Guaranty In       BPMI        30                    7.75                     0.375          0        0          0.375
   14178496         395000           78.01999664           78.02                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   14178658         250000           25.97999954           25.98                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14178497         1150000          73.08000183           73.08                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13975965         225000               80                  80                  No MI              NO MI        0                    7.685                     0.44          0        0          0.44
   14152360         820000           79.87000275           79.87                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14152365         760000           64.65000153           64.65                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14152367         609000           77.44000244           77.44                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14152529         1100000          53.97000122           53.97                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14152369         500000           78.04000092           78.04                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   14188623         165000           79.97000122           94.95                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   14188624         165000               95                  95             United Guaranty         BPMI        30                    8.75                     0.375          0        0          0.375
   14178663         2200000          45.29000092           45.29                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   14178664         178500           69.81999969           69.82                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14178669          75000           79.93000031           79.93                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14152533         850000           67.05999756           67.06                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14145082         540000               80                  80                  No MI              NO MI        0                      7                      0.375          0        0          0.375
   14188630         195000           73.05000305           88.98                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14188631         170000               90                  90              Republic MIC           BPMI        25                    8.75                     0.375          0        0          0.375
   16396904         618000           72.33000183             80                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16396905         1150000              80                  90                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16396906         750000               80                  80                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16396908         503500           79.12000275           79.12                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   14178279         430000           77.12000275           77.12                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14183787         330000           79.87999725           94.88                 No MI              NO MI        0                   10.375                    0.375          0        0          0.375
   13968456         192000               70                  70                  No MI              NO MI        0                   11.625                    0.375          0        0          0.375
   14152307         635000           58.74000168           58.74                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14178284         500000           77.34999847           77.35                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   13968462         190000               90                  90                  No MI              NO MI        0                    9.375                    0.375          0        0          0.375
   14162111         145480               95                  95              GE Capital MI          BPMI        30                    5.625                    0.375          0        0          0.375
   14183930         123000           86.37999725           86.38                 No MI              NO MI        0                    13.5                     0.375          0        0          0.375
   14183770          95000           94.30000305            94.3                  YES               BPMI        30                   10.625                    0.375          0        0          0.375
   14178426         575000           68.63999939           68.64                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16396900         627500           62.84000015           62.84                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16396901         840000           41.66999817           41.67                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   16396902         470000               80                  80                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14183937          81000           99.55000305           99.55                 No MI              NO MI        0                   10.375                    0.375          0        0          0.375
   14184228         105000           94.80999756           94.81                 No MI              NO MI        0                    8.875                    0.375          0        0          0.375
   14161791         135000           89.48999786           89.49             GE Capital MI          BPMI        25                    7.75                     0.375          0        0          0.375
   14161794         465000           79.91999817           79.92                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14161798         561000           69.98999786           69.99                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13982269         655000           61.06999969           61.07                 No MI              NO MI        0                    7.75                     0.389          0      0.139        0.528
   13907995         468000           52.06000137           84.11                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   14156450         218000           64.58999634           64.59                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14184242          56000           89.84999847           89.85         Mortgage Guaranty In       BPMI        25                    10.5                     0.375          0        0          0.375
   14156460         225000               80                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   14183515          50000           83.79000092           83.79                 No MI              NO MI        0                    12.05                    0.375          0        0          0.375
   14145932         370000               100                100                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   14184089          41500           89.90000153            89.9                  YES               BPMI        25                    9.625                    0.375          0        0          0.375
   13976045         184000           79.98999786           79.99                 No MI              NO MI        0                    7.56                      0.44          0        0          0.44
   14104183         435000           74.13999939           74.14                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   16402859         209000           89.01999664           89.02             Republic MIC           BPMI        25                    5.25                     0.375          0        0          0.375
   16402860         332000               80                  80                  No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   16402861         166000           79.62999725           79.63                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   16402863         240000           64.79000092           64.79                 No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   16402864         560000               80                  80                  No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   16402865         505000           74.98999786           74.99                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16402867         520000           59.61999893           59.62                 No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   13968055         435000           68.97000122           68.97                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   14183551         247000           72.62999725           72.63                 No MI              NO MI        0                    9.875                    0.375          0        0          0.375
   14183715          98000           94.88999939           94.89                 No MI              NO MI        0                   10.375                    0.375          0        0          0.375
   14183561         136000           75.79000092           75.79                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   14183562         173000           94.73999786           94.74                 No MI              NO MI        0                    9.375                    0.375          0        0          0.375
   13968076         169000               95                  95                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   13968095          64000           78.16999817             95                  No MI              NO MI        0                    9.625                    0.375          0        0          0.375
   16397615         169000           74.98000336           99.98                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   16397616         425000           69.76000214           69.76                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   16397617         157000               80                  80                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   16397618         560000              62.5                62.5                 No MI              NO MI        0                     4.5                     0.375          0        0          0.375
   16397619         164000           74.98000336           99.97                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14178415         116000           78.33999634           78.34                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   14178417         1100000          55.31999969           55.32                 No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   16397620         355000           63.13999939           63.14                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   14178419         605000           73.20999908           73.21                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   16397622         516000           62.54000092           65.58                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13968432         800000           50.66999817           50.67                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16397624         120000               75                 100                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   16397625         162500           73.84999847           98.46                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   16397626         150000           74.98000336           99.97                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   16397627         222000           76.58000183           76.58                 No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   16397628         157500               100                100                  No MI              NO MI        0                    7.125                     0.25          0        0          0.25
   14059159         303000           79.94000244           79.94                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13982093         615000           77.23999786           77.24                 No MI              NO MI        0                    7.75                     0.514          0      0.139        0.653
   14156428         245000           79.83000183           79.83                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14059148          96000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14003292         407000           94.18000031           94.18             Republic MIC           LPMI        30                      7                      0.515          0      0.14         0.655
   14185104         180000               75                  75                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14145907         550000           57.95999908           57.96                 No MI              NO MI        0                    5.875                     0.25          0        0          0.25
   14156439         120000           89.16999817           89.17             Republic MIC           BPMI        25                      8                      0.375          0        0          0.375
   14059140         460000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14003289         760000           78.29000092           78.29                 No MI              NO MI        0                    7.25                     0.515          0      0.14         0.655
   13982241         395000               80                  80                  No MI              NO MI        0                    7.75                     0.389          0      0.139        0.528
   14195329         293000               80                 100                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   14195332         319000           94.80999756           94.81             Republic MIC           BPMI        30                    5.875                    0.375          0        0          0.375
   14195333         189000           79.83999634           89.84                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   14195336         135000               80                99.76                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   14195337          65000           79.80000305            79.8                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14195338         280000           77.13999939           77.14                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   14243665         1125000          66.22000122           66.22                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14243669          92000           79.93000031           79.93                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   14243691         345000               80                  80                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14243696         189000           89.94999695           89.95         Mortgage Guaranty In       BPMI        25                     6.5                     0.375          0        0          0.375
   14243699         870000               70                  70                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14259418         147500               90                  90          Mortgage Guaranty In       BPMI        25                    5.875                    0.375          0        0          0.375
   14259424         154900               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   14259425         537000           66.48000336           66.48                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14259428         203700               80                  80                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14259430         179900               90                  90             Radian Guaranty         BPMI        25                    5.625                    0.375          0        0          0.375
   14259431         448240           77.69000244           77.69                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14259435         325000               80                  80                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14259436         265000           76.41999817           76.42                 No MI              NO MI        0                    4.125                    0.375          0        0          0.375
   14259438         320000               70                  70                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   14259440         660000           79.91999817           79.92                 No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   14259446         360000              89.5                89.5         Mortgage Guaranty In       BPMI        25                    7.625                    0.375          0        0          0.375
   14259447         181000           71.81999969           71.82                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   14259450         352634           70.61000061           70.61                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   14259455         256000           69.91999817           69.92                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   14259456         147000           79.93000031           79.93                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14259457         187000           67.37999725           67.38                 No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   14259460         191000           79.58000183           79.58                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   14259462         364000               80                  80                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   14259465         124500           89.27999878           89.28            Radian Guaranty         BPMI        25                    5.375                    0.375          0        0          0.375
   14259467         628000           51.38999939           51.39                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   14259471         243000               80                  80                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   14259486         133000               80                  80                  No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   14016378         325000           28.88999939           28.89                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   14020022         167000               80                  95                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   14028985         580000               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   14048695         174000               80                  80                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14048696         322000           78.87999725           99.33                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14048697         185000           79.45999908           79.46                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14015377         118000           77.97000122           77.97                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14015810         173750           79.86000061           79.86                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   14015813         309000           56.63000107           56.63                 No MI              NO MI        0                    4.375                    0.375          0        0          0.375
   14015915         153000               80                 100                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   14016374         162000           73.63999939           73.64                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14016375         185000               80                 100                  No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   14005061         335000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14005100         840000               80                  80                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14009544         237990               75                  75                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14009545         155000               80                 100                  No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   14015375         130000               80                  80                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   13989087         141237               90                  90          Mortgage Guaranty In       BPMI        25                    5.875                    0.375          0        0          0.375
   13989090         185000               90                  90          Mortgage Guaranty In       BPMI        25                    7.875                    0.375          0        0          0.375
   13989096         245000               80                  95                  No MI              NO MI        0                    4.375                    0.375          0        0          0.375
   13989133         770000               80                  80                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   13992728         350000               80                  80                  No MI              NO MI        0                    4.25                     0.375          0        0          0.375
   13993515         280000               80                  80                  No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   14000693         320000               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14000912         280000               80                 100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   14000925         134500               95                  95                   PMI               BPMI        30                    6.625                    0.375          0        0          0.375
   14000947         132000           79.91999817           79.92                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14001217         360000           89.66000366           89.66            Radian Guaranty         BPMI        25                     7.5                     0.375          0        0          0.375
   14001475         180000           94.90000153            94.9            Radian Guaranty         BPMI        30                     7.5                     0.375          0        0          0.375
   14002743         255000           64.12000275           64.12                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   14002744         415000               80                 100                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14002792         315000           84.12999725           84.13         Mortgage Guaranty In       BPMI        12                     6.5                     0.375          0        0          0.375
   14002795         1700000          58.81999969           58.82                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14002797         250000           79.77999878           79.78                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   14003210         292000               80                  80                  No MI              NO MI        0                    4.375                    0.375          0        0          0.375
   14003211         1550000          61.29000092           61.29                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   14005060         145000               80                  80                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14194837          55000           69.91000366           69.91                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14195065         270000           62.95999908           62.96                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   14259458         359000               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   14259470         168000               75                  75                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   14003253         598000           76.08999634           76.09                 No MI              NO MI        0                    6.625                    0.375          0      0.14         0.515
   14003255         450000           67.11000061           67.11                 No MI              NO MI        0                    7.125                    0.375          0      0.14         0.515
   14003279         690000               80                  80                  No MI              NO MI        0                    7.375                     0.39          0      0.14         0.53
   14003294         780000               80                  80                  No MI              NO MI        0                    7.375                     0.39          0      0.14         0.53
   14003306         9000000          11.10999966           11.11                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   14003382         535000           79.09999847            79.1                 No MI              NO MI        0                    7.75                     0.375          0      0.14         0.515
   14195300         155000           94.91000366           94.91            Radian Guaranty         BPMI        30                    6.375                    0.375          0        0          0.375
   14195304         156000           79.48999786           89.42                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   14195306         390000           87.56999969           87.57         Mortgage Guaranty In       BPMI        25                    6.375                    0.375          0        0          0.375
   14195312         750000           78.44999695           78.45                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   14195314         460000               75                  75                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14195322         196000           71.43000031           71.43                 No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   14195326         163000           89.80000305            89.8             GE Capital MI          BPMI        25                    7.625                    0.375          0        0          0.375
   14195327         330000           79.86000061           79.86                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   13987574         152000               95                  95              Republic MIC           BPMI        35                    7.125                    0.375          0        0          0.375
   13987610         125000               80                  80                  No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   13987615         735000           57.50999832           57.51                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   13987624         168000               80                 100                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   13987636         610000               80                  80                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13987789         305000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13987798         730000           54.65999985           54.66                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   13988255         247500               70                  70                  No MI              NO MI        0                     4.5                     0.375          0        0          0.375
   13988879         121000           53.97000122           53.97                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   13988908         120000               50                  50                  No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   14016093         192000               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   13959979         370000               80                  80                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   14177823         119000           79.81999969           94.82                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14195164          63000           89.88999939           89.89             Republic MIC           BPMI        25                    7.695                    0.375          0        0          0.375
   14194994         225000               80                  80                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13988900         217000               53                  53                  No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   13954981         117000               75                  75                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13987857         130000               80                  80                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13892300         168000           66.06999969           66.07                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13975800         147000               75                  75                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   13983662         190000               70                  70                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13988914         141500               80                  80                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   13902149         900000           72.22000122           72.22                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13973319         635000           79.98000336           87.86                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   14195196         110000           68.88999939           68.89                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13884138         980000           67.11000061           73.68                 No MI              NO MI        0                   10.625                    0.375          0        0          0.375
   13906986         247500               80                  90                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   13973320         310000               80                  90                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13942562         170000           77.05999756           87.65                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13907571         150000               70                 100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   13968865         650000               60                  60                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14195067         600000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14195119         110000           89.94000244           89.94            Radian Guaranty         BPMI        25                    7.695                    0.375          0        0          0.375
   13970084         820000           79.26999664           79.27                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13929655         471500           42.22000122           42.22                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13945142         442000               80                89.99                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13945144         235000           65.11000061           65.11                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   14194870         186000           68.38999939           68.39                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13987620         303000               80                  80                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   14195110         205000               80                  80                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   14005865         135500               80                 100                  No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   13966207         190000           78.94999695           78.95                 No MI              NO MI        0                     9.5                     0.375          0        0          0.375
   13948789         450000           89.87999725           89.88             Republic MIC           BPMI        25                    7.695                    0.375          0        0          0.375
   13909925         155500           79.98999786            100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   13905493         2100000              50                  60                  No MI              NO MI        0                    10.5                     0.375          0        0          0.375
   13963474         122000               90                  90              Republic MIC           BPMI        25                    7.75                     0.375          0        0          0.375
   14005421         260000           76.73000336           76.73                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13892299         505000           79.20999908           79.21                 No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13970070         165000               80                  80                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13970071         127000               80                  80                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   13970073         280000               80                  80                  No MI              NO MI        0                    7.695                    0.375          0        0          0.375
   14195109         145000           93.62000275           93.62             Republic MIC           BPMI        30                    8.125                    0.375          0        0          0.375
   13985155         306000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   13985171         515000               80                  95                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   13985173         214000               80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   13985226         369950               80                 100                  No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   13985227         155000               80                 100                  No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13982843         118000               90                  90              Republic MIC           BPMI        25                     5.5                     0.375          0        0          0.375
   13983701         500000           59.79999924            59.8                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13985110         470000               80                  80                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13985153         675000               80                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   13978431         750000               80                  85                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   13978462         245000           67.34999847           67.35                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13982813         195000           79.98000336           79.98                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13982827         390000               80                  80                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   13982830          77000               90                  90             Radian Guaranty         BPMI        25                    7.125                    0.375          0        0          0.375
   14160768         340000           78.38999939           78.39                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14188681         315000           52.84999847           52.85                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14188682         220000               95                  95              Republic MIC           BPMI        30                    8.125                    0.375          0        0          0.375
   14188686         105000           67.51999664           67.52                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14003334         314000               100                100                  No MI              NO MI        0                      7                      0.515          0      0.14         0.655
   14145620         639000               70                  70                   PMI               BPMI        15                     7.5                      0.25          0        0          0.25
   14145621         330000           95.76999664           95.77             GE Capital MI          BPMI        20                    7.75                      0.25          0        0          0.25
   14152592         530000           73.59999847            73.6                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14152756         680000           75.81999969           75.82                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14160776         125000               90                  90              GE Capital MI          BPMI        25                    7.75                     0.375          0        0          0.375
   14152597         1500000          55.29999924            55.3                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14152598         650000           68.59999847            68.6                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14188695         278000               50                  50                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   14188645         153000           89.98999786           89.99             Republic MIC           BPMI        25                    8.625                    0.375          0        0          0.375
   14178682          85000           76.31999969           76.32                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14188647         245000               95                  95              Republic MIC           BPMI        30                    8.125                    0.375          0        0          0.375
   14178684         100000               80                  80                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14145426         600000           59.13000107           59.13                 No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   14152718         549000           72.37999725           72.38                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14152394         575000           77.79000092           77.79             GE Capital MI          BPMI        12                    7.75                     0.375          0        0          0.375
   14188653         138000           94.98999786           94.99             Republic MIC           BPMI        30                    8.25                     0.375          0        0          0.375
   14188655         170000           94.91999817           94.92             Republic MIC           BPMI        30                    8.125                    0.375          0        0          0.375
   14188656         486000           79.97000122           79.97                 No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   14003304         345000               100                100                  No MI              NO MI        0                    6.875                    0.515          0      0.14         0.655
   14152722         800000           77.88999939           77.89                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14145278         350000           79.76000214           79.76                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   13907834         177000               70                  70                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   14188665         307000               95                  95              Republic MIC           BPMI        30                    8.625                    0.375          0        0          0.375
   14003317         725000           49.65999985           49.66                 No MI              NO MI        0                      7                      0.375          0        0          0.375
   14161801         425000           58.45999908           58.46                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14161806         235000           78.30000305            78.3                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14145284         425000           75.29000092           75.29                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   14152737         1060000          72.12000275           72.12                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   13907842         165000               75                  75                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   14188678         398000               90                  90              Republic MIC           BPMI        25                    8.125                    0.375          0        0          0.375
   14003328         315000           99.22000122           99.22                 No MI              NO MI        0                      7                      0.515          0      0.14         0.655
   14152743         372000           91.77999878           91.78                  YES               BPMI        30                      8                      0.375          0        0          0.375
   14152744         675000           55.36000061           55.36                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13907804         636000           64.86000061           64.86                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   14188632         125000               90                  90              Republic MIC           BPMI        25                    8.125                    0.375          0        0          0.375
   14188635         110000               90                  90              Republic MIC           BPMI        25                    7.375                    0.375          0        0          0.375
   14188637         305000           79.98999786             95                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   14188638         272000               95                  95              Republic MIC           BPMI        30                    8.25                     0.375          0        0          0.375
   14152542         1600000          30.32999992           30.33                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14152543         540000           77.48999786           77.49                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14152383         365000           75.58999634           75.59                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14188640         330000               90                  90             United Guaranty         BPMI        25                    6.875                    0.375          0        0          0.375
   14188642         105000           67.51999664           67.52                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   13976722         220000               80                99.99                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13976734         475000           77.47000122             92                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13976741         690000           63.29000092           63.29                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   13976757         610000           67.20999908           67.21                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   13977450         700000           63.56999969           79.68                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13975891         370000               80                 100                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13976665         205000               80                  80                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13976670         325000               80                 100                  No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   13976682         160000           79.98999786            100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13975395         606000           78.87999725           78.88                 No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   13975767         208000               80                  80                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13975797          97000               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   13975871         340000               80                  80                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   13975888         181000               95                  95                   PMI               BPMI        30                    6.625                    0.375          0        0          0.375
   13975353         163000               80                  80                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13975377         145000               95                  95             Radian Guaranty         BPMI        30                    5.75                     0.375          0        0          0.375
   13975378         875000           57.13999939           57.14                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   13975382         429950               80                 100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13970064         310000               80                  80                  No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   13970066         138000               80                 100                  No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13973667         272500           89.98000336           89.98            Radian Guaranty         BPMI        25                    6.125                    0.375          0        0          0.375
   13965778         120000               95                  95                   PMI               BPMI        30                    5.875                    0.375          0        0          0.375
   13966074         630000           63.36999893           69.39                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   13966141         230000               80                 100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13966146         229500           94.98999786           94.99                  PMI               BPMI        30                    5.375                    0.375          0        0          0.375
   13966157         178000           74.72000122           74.72                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13966172         120000           89.98000336           89.98         Mortgage Guaranty In       BPMI        25                    5.75                     0.375          0        0          0.375
   13966173          70000               80                  80                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13966205         249900               75                  75                  No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   13966206         115000               90                  90             Radian Guaranty         BPMI        30                    6.25                     0.375          0        0          0.375
   13966213         480000           73.95999908           73.96                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13966301         400000           34.83000183           34.83                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13966342         270000               95                  95          Mortgage Guaranty In       BPMI        30                    5.625                    0.375          0        0          0.375
   13966358         170000           77.05999756           77.06                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13966477         225000               80                  80                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13966508         157000               80                  80                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13966799         438000               80                  95                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13966805         399000               80                  80                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13966835         180000               65                  65                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13966846         680000               80                  80                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13968780         1850000          34.04999924           34.05                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13968791         680000               80                  80                  No MI              NO MI        0                     4.5                     0.375          0        0          0.375
   13968824         430000               80                  95                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13968830         219000               80                 100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13968847         112000           94.83000183           94.83            Radian Guaranty         BPMI        30                    5.625                    0.375          0        0          0.375
   13968867         722000               80                87.96                 No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   13969049         222000           53.06000137           53.06                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13969062         400000               80                  80                  No MI              NO MI        0                    4.25                     0.375          0        0          0.375
   13969072         275000           55.27000046           55.27                 No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   13969076         715000           27.96999931           69.93                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13969086         355000               80                 100                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13969124         695000               80                  90                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13969134         440000           73.33999634           73.34                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13969405         180000               80                  80                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13969408         445000               80                 100                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13969439         325000               70                  70                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   13959986         288000           67.70999908           67.71                 No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   13960877         600000           73.33000183             90                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   13960878         329000               80                 100                  No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13960902         615000               80                  80                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13960924          78000               85                  85                   PMI               BPMI        12                     6.5                     0.375          0        0          0.375
   13960963         407000               80                 100                  No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   13960966         400000               80                  80                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13963476         360000              77.5                77.5                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13963480         320000           49.13000107           49.13                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13963489         148000               85                  85                   PMI               BPMI        20                      5                      0.375          0        0          0.375
   13963500         210000               95                  95              Republic MIC           BPMI        30                    5.125                    0.375          0        0          0.375
   13964969         745000               80                  90                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13964985         395000               80                  80                  No MI              NO MI        0                    4.375                    0.375          0        0          0.375
   13964992         122000               80                  80                  No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13965748         119000               80                  80                  No MI              NO MI        0                      4                      0.375          0        0          0.375
   13957440         237000               90                  90             Radian Guaranty         BPMI        25                    5.625                    0.375          0        0          0.375
   13957463         192000           84.98000336           84.98            Radian Guaranty         BPMI        12                    5.375                    0.375          0        0          0.375
   13959774         140000               82                  82             United Guaranty         BPMI        12                    4.625                    0.375          0        0          0.375
   13959783         285000               90                  90              Republic MIC           BPMI        30                    6.125                    0.375          0        0          0.375
   13959786          88000           79.08999634           79.09                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13959931         247000               80                89.92                 No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   13959958         325000           66.98000336           66.98                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13959971         258000               80                 100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13959976         165000           89.97000122           89.97            Radian Guaranty         BPMI        25                      6                      0.375          0        0          0.375
   13939746         250000               80                  80                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13940961         294000               80                 100                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13941012         822000               80                  80                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13941201         250000           79.95999908           79.96                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   13942540         445000               80                 100                  No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   13942559         1050000          61.90000153            61.9                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   13942950         218000               95                  95              Republic MIC           BPMI        35                    5.875                    0.375          0        0          0.375
   13942968         240500               80                 100                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13943918         158000               95                  95              Republic MIC           BPMI        35                    6.25                     0.375          0        0          0.375
   13943965         170000           52.65000153           52.65                 No MI              NO MI        0                     4.5                     0.375          0        0          0.375
   13944177         124000               90                  90          Mortgage Guaranty In       BPMI        25                     5.5                     0.375          0        0          0.375
   13944181         201000               95                  95          Mortgage Guaranty In       BPMI        30                    5.625                    0.375          0        0          0.375
   13944184         475000               80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   13944189         225000               90                  90              Republic MIC           BPMI        25                    6.25                     0.375          0        0          0.375
   13944191         220000               90                  90              Republic MIC           BPMI        25                    5.625                    0.375          0        0          0.375
   13945148         720000               80                  95                  No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   13945156         1000000              65                  65                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13945182         376500           79.93000031           94.97                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14048698         199900               80                  80                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14079981         338000               90                  90          Mortgage Guaranty In       BPMI        25                     6.5                     0.375          0        0          0.375
   14079982         128124           79.95999908           79.96                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14083313         148000           72.84999847           72.85                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14194839         289000           48.33000183           48.33                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14194873         320000           79.91999817           79.92                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   14194878         595000           34.29999924            34.3                 No MI              NO MI        0                    4.125                    0.375          0        0          0.375
   14194879         258000               80                 100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   14194880         300000           79.93000031           79.93                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   14194885         346000           79.91999817           94.92                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14194893        255699.76         69.80999756           69.81                  PMI               LPMI        25                     8.5                     0.375          0      1.608        1.983
   14194903         128000               85                  85          Mortgage Guaranty In       BPMI        12                     6.5                     0.375          0        0          0.375
   14194907         475000           79.91999817           99.92                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14194911         1200000          22.90999985           31.24                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   14194912         499000           79.91999817           79.92                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14194913         155000           27.04999924           27.05                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14194924         195000               80                 100                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14194926         160000           79.86000061           79.86                 No MI              NO MI        0                    7.125                    0.375          0        0          0.375
   14194927         298000           79.83000183           79.83                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14194929         143000           79.77999878           79.78                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   14194930         545000               80                 100                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14194937         380000           79.40000153            79.4                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14194938         425000               80                 100                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   14194939         150000           69.83999634           69.84                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14194940         185000               80                  80                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14194942         380000           79.37999725           79.38                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14194944         960000           69.87000275           69.87                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14194946         133797           89.90000153            89.9            Radian Guaranty         BPMI        25                    5.625                    0.375          0        0          0.375
   14194947         181000           79.91999817           79.92                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   14194960         470000               80                 100                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14194964         119500           89.36000061           89.36         Mortgage Guaranty In       BPMI        25                    5.125                    0.375          0        0          0.375
   14194965         250000           79.98000336           79.98                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   14194976         158800           79.90000153            79.9                 No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   14194984         133000           89.91999817           89.92         Mortgage Guaranty In       BPMI        25                     6.5                     0.375          0        0          0.375
   14194995         140000           69.83999634           69.84                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14194996         150000           79.88999939           79.89                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14194999         147800           77.12999725           77.13                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   14195003         140000               80                 100                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   14195004         386000           78.34999847           78.35                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14195018         185000           59.34999847           59.35                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14195021         126000               80                  80                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14195023         252000           77.81999969             95                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   14195030         148000               80                  95                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14195032         297000               80                 100                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14195037         131000           89.91000366           89.91         Mortgage Guaranty In       BPMI        25                    5.75                     0.375          0        0          0.375
   14195050         169000               90                  90          Mortgage Guaranty In       BPMI        30                    5.375                    0.375          0        0          0.375
   14195052         190000               80                98.18                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14195058         712000           37.18000031           37.18                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   14195071         362000               80                 100                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14195073         220000           70.94999695           70.95                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14195074         225000           77.18000031           77.18                 No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   14195077         230000           79.84999847           79.85                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   14195082         280000           79.90000153            89.9                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   14195096         159000               80                  90                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14195097         300000           49.93999863           49.94                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14195098         575000           39.56999969           52.61                 No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   14195099         256000           73.34999847           73.35                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   14195100         130000           79.87000275           79.87                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   14195106          91000           94.83000183           94.83                  PMI               BPMI        30                     6.5                     0.375          0        0          0.375
   14195107         2800000          53.56999969           53.57                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   14195123         148000           78.20999908           78.21                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14195130         135000           74.87000275           74.87                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14195133         330000           79.86000061           79.86                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   14195138         900000           71.33000183           79.66                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   14195139         203000               90                  90                   PMI               BPMI        25                    5.375                    0.375          0        0          0.375
   14195143         289000           79.80999756           79.81                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14195150         184000           72.83999634           72.84                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14195156         213000           79.94999695           94.95                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14195158         127300           89.91000366           89.91         Mortgage Guaranty In       BPMI        25                    6.125                    0.375          0        0          0.375
   14195162         245000           79.91999817           99.92                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   14195165          81000           89.83999634           89.84            Radian Guaranty         BPMI        25                    6.75                     0.375          0        0          0.375
   14195167         223000           79.84999847           99.67                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14195177         169000           94.97000122           94.97            United Guaranty         BPMI        30                    7.375                    0.375          0        0          0.375
   14195178         165000               75                  75                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14195180         130000               90                  90              Republic MIC           BPMI        25                    6.375                    0.375          0        0          0.375
   14195181         152500           63.86000061           63.86                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14195183         289000           51.74000168           51.74                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   14195186         400000           79.91000366           79.91                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14195187          94000           74.76999664           74.77                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   14195192         170000               80                  90                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   14195194         342000           79.90000153            79.9                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   14195198         335000           79.81999969           79.82                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   14195199         330000           79.54000092           79.54                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   14195204         1500000          39.11000061           39.11                 No MI              NO MI        0                     4.5                     0.375          0        0          0.375
   14195207         175000           79.91000366           99.91                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14195214          92000           76.08999634           76.09                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14195215         640000           78.81999969           78.82                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   14195217         183990           74.93000031           74.93                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14195223         150500           79.91999817           79.92                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14195225         236000               80                  80                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   14195226         495000           72.06999969           72.07                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   14195228         295000           79.83000183           79.83                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14195229         112000               95                  95          Mortgage Guaranty In       BPMI        30                    5.125                    0.375          0        0          0.375
   14195234         302000               80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   14195238         230000           84.91999817           84.92                  PMI               BPMI        25                    5.125                    0.375          0        0          0.375
   14195244         290000           69.55000305           69.55                 No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   14195248          76000           79.88999939           79.89                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14195250         164900           79.52999878           79.53                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14195257         150900           89.81999969           89.82         Mortgage Guaranty In       BPMI        25                    7.625                    0.375          0        0          0.375
   14195258         160000           72.58000183           72.58                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14195262         1400000          59.24000168           59.24                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14195265         375000               80                  80                  No MI              NO MI        0                     4.5                     0.375          0        0          0.375
   14195267         225000           33.36000061           33.36                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   14195273         315000               95                  95              Republic MIC           BPMI        30                    6.25                     0.375          0        0          0.375
   14195274         570000           68.18000031           68.18                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   14195295         124000           79.91000366           79.91                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   14195298          87000           89.91999817           89.92             Republic MIC           BPMI        25                    6.875                    0.375          0        0          0.375
   13918450         905000           71.81999969           71.82                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   13918921         290000               90                  90              Republic MIC           BPMI        25                    5.875                    0.375          0        0          0.375
   13920340         680000               80                94.71                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   13920856         268000               80                 100                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13920884         200000               75                  75                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13920894         200000               75                  75                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13921034         950000           63.15999985           63.16                 No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   13921045         171000               90                  90          Mortgage Guaranty In       BPMI        25                    6.125                    0.375          0        0          0.375
   13921054         226000               80                  80                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   13923149         320000           79.05999756           79.06                 No MI              NO MI        0                    3.625                    0.375          0        0          0.375
   13923156         820000               70                  75                  No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13923189         225000               80                 100                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13924092         215000           56.18999863            79.9                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   13924093         119000           94.95999908           94.96            Radian Guaranty         BPMI        30                      6                      0.375          0        0          0.375
   13924126         485000           31.95999908           31.96                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   13924130         158500           89.08999634           89.09            United Guaranty         BPMI        25                    4.75                     0.375          0        0          0.375
   13925186         2250000          74.98000336           74.98                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   13925354         140000               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   13925358         320000               80                  80                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13925377         559000               80                  80                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13925395         700000               70                  70                  No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   13925397         222000               80                  80                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13925631         240000           72.87999725           72.88                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   13928945         210000           89.51999664           89.52             Republic MIC           BPMI        30                     6.5                     0.375          0        0          0.375
   13929598         754000               80                  80                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   13929629         235000           79.79000092           79.79                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13929663         267500               80                  80                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13929676         282500               80                  80                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   13930683         620000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13930760         3000000              50                  50                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13936833         140000           79.93000031           99.89                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   13936837          92000               90                  90             Radian Guaranty         BPMI        30                    5.875                    0.375          0        0          0.375
   13936855         275000           79.98999786           79.99                 No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   13936870         400000               80                 100                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   13937185         650000           60.77000046           75.38                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   13937349         475000               80                  80                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13939705         755000               80                  90                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13939721         122000               80                 100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13779148         710000           62.11000061           62.11                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   13779844         3300000          58.97000122           58.97                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13870382         118000           78.80999756           78.81                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   13906574         245000               80                  80                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13906930         830000               70                  70                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13907565         105000               70                  90                  No MI              NO MI        0                    6.99                     0.375          0        0          0.375
   13907663         490000           59.18000031           59.18                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13907680         405000               80                  95                  No MI              NO MI        0                     4.5                     0.375          0        0          0.375
   13909928         152500           79.98999786            100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   13909933         152500           79.98999786            100                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   13910251         362000               80                 100                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13918448         307000               80                 100                  No MI              NO MI        0                      6                      0.375          0        0          0.375
   13946201          76000           69.27999878           69.28                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   13947171         275000               80                 100                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13947172         485000               80                 100                  No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   13947179         380000               80                94.47                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13948537         740000               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   13948541         292000               80                  80                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13948548         156000           94.36000061           94.36                  PMI               BPMI        30                    4.875                    0.375          0        0          0.375
   13948571         290000               90                  90             Radian Guaranty         BPMI        25                    6.25                     0.375          0        0          0.375
   13948721         135000           93.77999878           93.78            Radian Guaranty         BPMI        30                    6.125                    0.375          0        0          0.375
   13948726         565000               80                  80                  No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   13948727         570000           79.98000336           79.98                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   13948763         1550000          64.51999664           64.52                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13948792         186000               90                  90          Mortgage Guaranty In       BPMI        25                    6.125                    0.375          0        0          0.375
   13948796         390000           89.97000122           89.97             Republic MIC           BPMI        25                    6.25                     0.375          0        0          0.375
   13948798         300000               90                  90              Republic MIC           BPMI        25                    4.75                     0.375          0        0          0.375
   13949276         115000           79.98999786           99.96                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13949576         326000              79.75              79.75                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   13949602         261500               90                  90          Mortgage Guaranty In       BPMI        25                      5                      0.375          0        0          0.375
   13949606         391000           82.52999878           82.53                  PMI               BPMI        25                    5.25                     0.375          0        0          0.375
   13949610          68000               90                  90             Radian Guaranty         BPMI        25                    5.75                     0.375          0        0          0.375
   13950085         183000               95                  95             Radian Guaranty         BPMI        30                    6.125                    0.375          0        0          0.375
   13950108         550000           73.63999939           73.64                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13950137         289000           89.97000122           89.97                  PMI               BPMI        25                     5.5                     0.375          0        0          0.375
   13953919         230000           89.22000122           89.22            Radian Guaranty         BPMI        25                    6.125                    0.375          0        0          0.375
   13953937         156000               90                  90              Republic MIC           BPMI        25                      5                      0.375          0        0          0.375
   13953956         145000               80                 100                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   13954014         190000               70                  70                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13954045         148000               70                  70                  No MI              NO MI        0                     4.5                     0.375          0        0          0.375
   13954930         105000               80                 100                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13954980         125000               95                  95              Republic MIC           BPMI        30                    5.875                    0.375          0        0          0.375
   13954987         418000           77.19999695           78.21                 No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   13955017         308000               80                 100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13955275         700000               80                  80                  No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   13955315         415000               80                 100                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13956603          95000           79.30999756             90                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13956605         114000               90                  90                   PMI               BPMI        25                     5.5                     0.375          0        0          0.375
   13956609         300000           79.19999695            79.2                 No MI              NO MI        0                    4.375                    0.375          0        0          0.375
   13956618         620000               80                  80                  No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   13956627         178000               80                 100                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13956635         107000           78.48000336           88.48                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13957048         244000           57.16999817           57.17                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   13957067         336000               80                  80                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   13957084         122000               80                  95                  No MI              NO MI        0                      5                      0.375          0        0          0.375
   13957095         168000               80                  80                  No MI              NO MI        0                    4.625                    0.375          0        0          0.375
   13957096         225000               80                 100                  No MI              NO MI        0                    4.25                     0.375          0        0          0.375
   13957401          60000               90                  90                   PMI               BPMI        25                    6.125                    0.375          0        0          0.375
   13957423         493000           73.83000183           73.83                 No MI              NO MI        0                    4.75                     0.375          0        0          0.375
   13945513         167000           61.97999954           61.98                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13945768         178000               80                99.99                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   13945796         1400000          53.56999969           53.57                 No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   13946193         621000               70                  70                  No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   14188587         155000           87.09999847            87.1             Republic MIC           BPMI        12                    8.625                    0.375          0        0          0.375
   14188589         213000               95                  95             United Guaranty         BPMI        30                     6.5                     0.375          0        0          0.375
   14152492         128000               80                  80                  No MI              NO MI        0                      8                      0.375          0        0          0.375
   14152493         500000           77.79000092           77.79                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14152631         405000           92.58000183           92.58                  YES               BPMI        30                    7.75                     0.375          0        0          0.375
   14152476         650000           87.68000031           87.68                  YES               BPMI        25                    7.875                    0.375          0        0          0.375
   13907901         225000           94.98000336           94.98                  YES               BPMI        30                     9.5                     0.375          0        0          0.375
   14188570         400000              84.5               98.25             Republic MIC           BPMI        12                    6.25                     0.375          0        0          0.375
   13907906         192000           94.98000336           94.98                 No MI              NO MI        0                     8.5                     0.375          0        0          0.375
   14188573         174000           89.77999878           89.78            United Guaranty         BPMI        25                    8.125                    0.375          0        0          0.375
   14145510          83000           94.87000275           94.87             Republic MIC           BPMI        30                     7.5                     0.375          0        0          0.375
   14152644         430000           77.81999969           77.82                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13907910         412000           37.61999893           37.62                 No MI              NO MI        0                     4.5                     0.375          0        0          0.375
   14188745          97000           66.91000366           66.91                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14145336          78000           75.41000366           75.41                  PMI               BPMI        25                     7.5                     0.375          0        0          0.375
   14152465         495000           66.51000214           66.51                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14188720         508000               80                  80                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   14188721          80000               95                  95             United Guaranty         BPMI        35                    8.75                     0.375          0        0          0.375
   14188562         129000               90                  90              Republic MIC           BPMI        25                    8.125                    0.375          0        0          0.375
   14188725         143000           69.19000244           69.19                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14188726         313000           91.44000244           91.44            United Guaranty         BPMI        30                    5.75                     0.375          0        0          0.375
   14188565         105000           67.51999664           67.52                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14188710         105000           67.51999664           67.52                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14188712         605000               80                  80                  No MI              NO MI        0                    8.75                     0.375          0        0          0.375
   14152299         438000           76.70999908           76.71                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14188715         125000               80                 100                  No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   14188555         159000               80                  90                  No MI              NO MI        0                    8.625                    0.375          0        0          0.375
   14152460         1875000          51.99000168           51.99                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   16396895         690000               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16396896         700000           73.56999969           73.57                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   16396897         1650000          60.61000061           60.61                 No MI              NO MI        0                    6.25                     0.375          0        0          0.375
   16396898         750000           73.33000183           73.33                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   14152443         810000           73.58999634           73.59                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14188701         238000           74.76999664           74.77                 No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14188543         671512               80                94.99                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14188544         158000           89.91000366           89.91             Republic MIC           BPMI        25                    6.75                     0.375          0        0          0.375
   14188706         163000           74.80999756           74.81                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14188548         140000               95                  95              Republic MIC           BPMI        30                    8.125                    0.375          0        0          0.375
   14188529         120000           72.91999817           72.92                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16396880         630000           51.22999954           51.23                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16396882         690000           74.19999695           78.55                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16396883         565000           74.33999634           89.91                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16396884         605000           53.38999939           58.36                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16396885         423000               80                94.99                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16396886         595000           69.44000244           89.96                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   16396887         412000           78.34999847           83.35                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   13975878         2425000              60                80.62                 No MI              NO MI        0                      5                      0.375          0        0          0.375
   16396888         607000               80                  80                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16396889         645000               80                  90                  No MI              NO MI        0                    6.875                    0.375          0        0          0.375
   14152277         950000           59.59000015           59.59                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14188533         240000           81.66999817           81.67             Republic MIC           BPMI        12                    8.125                    0.375          0        0          0.375
   14178571         357000               80                  80                  No MI              NO MI        0                    7.625                    0.375          0        0          0.375
   14188536         480000               90                  90             United Guaranty         BPMI        25                    8.75                     0.375          0        0          0.375
   14188539         104500           72.73000336           72.73                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16396890         1320000          60.61000061           75.76                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16396891         588000           72.79000092           72.79                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16396893         510000               80                  80                  No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   14152268         435000           77.51000214           77.51                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   14178384         380000           77.12999725           77.13                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   14183896         325000           79.87999725           94.88                 No MI              NO MI        0                   10.375                    0.375          0        0          0.375
   16396862         163000               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16396863         111105           79.97000122           79.97                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16396864         450000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16396865         430000           77.66999817           77.67                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   16396866         465000           34.40999985           34.41                 No MI              NO MI        0                      8                      0.375          0        0          0.375
   16396869         148000               90                  90             Radian Guaranty         BPMI        30                    6.25                     0.375          0        0          0.375
   14178390         210000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13908094          84000               95                  95                   YES               BPMI        30                   10.375                    0.375          0        0          0.375
   14159681         575000           77.69000244           77.69                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16396870         135000           89.56999969           89.57            Radian Guaranty         BPMI        30                      8                      0.375          0        0          0.375
   14159686         800000           48.95999908           48.96                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   16396871         254000               80                  80                  No MI              NO MI        0                    4.875                    0.375          0        0          0.375
   16396872         435000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   14159688         850000           68.81999969           68.82                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16396873         455000               90                  90             Radian Guaranty         BPMI        30                    8.375                    0.375          0        0          0.375
   16396876         640000           78.12999725           78.13                 No MI              NO MI        0                    5.625                    0.375          0        0          0.375
   16396877         308000           78.90000153            78.9                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16396878         488400               90                  90             Radian Guaranty         BPMI        30                    6.125                    0.375          0        0          0.375
   16396879         476000               80                  95                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13976599         210000               80                  80                  No MI              NO MI        0                    7.56                      0.44          0        0          0.44
   14184189         200000           74.86000061           74.86                 No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   13968136         253000               75                  75                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   13968139         177000           79.97000122           79.97                 No MI              NO MI        0                   10.125                    0.375          0        0          0.375
   14183804         196000           50.72000122           50.72                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   13968156         177000           79.98999786           89.99                 No MI              NO MI        0                    9.375                    0.375          0        0          0.375
   14178302         565000           72.52999878           72.53                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14183652         160000           89.55000305           89.55                 No MI              NO MI        0                    12.5                     0.375          0        0          0.375
   14183816          76500           94.62999725           94.63                 No MI              NO MI        0                    10.5                     0.375          0        0          0.375
   13968321          68000               95                  95                  No MI              NO MI        0                   10.375                    0.375          0        0          0.375
   14183659          68000           59.09999847            59.1                 No MI              NO MI        0                    10.5                     0.375          0        0          0.375
   13908010         369000               80                  80                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   13968339         153000               95                  95          Mortgage Guaranty In       BPMI        30                     9.5                     0.375          0        0          0.375
   13908022         245000               80                  95                  No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   14178324         625000           65.83999634           65.84                 No MI              NO MI        0                    6.875                     0.25          0        0          0.25
   14183836          74000              94.75              94.75         Mortgage Guaranty In       BPMI        30                    9.75                     0.375          0        0          0.375
   14159621         555000           67.81999969           67.82                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14183843          49000           79.81999969           79.82                 No MI              NO MI        0                   10.125                    0.375          0        0          0.375
   14183845          77000           99.48999786           99.49                 No MI              NO MI        0                    12.35                    0.375          0        0          0.375
   14159631         450000           77.38999939           77.39                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   14178346         470000           77.76000214           77.76                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14178347         700000           65.02999878           65.03                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   13976541         384000           94.98000336           94.98                  PMI               BPMI        30                    7.685                     0.44          0        0          0.44
   14178348         1500000          48.79999924            48.8                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   14159637         554000           74.22000122           74.22                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   13976544         141000               95                  95                   PMI               BPMI        30                    7.685                     0.44          0        0          0.44
   14178510         500000           68.27999878           68.28                 No MI              NO MI        0                    6.625                    0.375          0        0          0.375
   14178514         685000           72.98999786           72.99                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16396832         815000           50.34999847           50.35                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16396833         137000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   16396834         552000           89.34999847           89.35             Republic MIC           BPMI        30                    6.375                    0.375          0        0          0.375
   16396835         280000               85                  85          Mortgage Guaranty In       BPMI        25                     5.5                     0.375          0        0          0.375
   16396836         525000           76.19000244           76.19                 No MI              NO MI        0                    5.25                     0.375          0        0          0.375
   16396837         270000           79.62999725           79.63                 No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16396838         328000           69.44000244           69.44                 No MI              NO MI        0                    5.125                    0.375          0        0          0.375
   16396839         285000               80                  80                  No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   13968378          61000               90                  90                   YES               BPMI        25                   10.375                    0.375          0        0          0.375
   13908066         115000               90                  90                   YES               BPMI        25                    7.875                    0.375          0        0          0.375
   14178364         650000               80                  80                  No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16396840         230000           58.70000076            58.7                 No MI              NO MI        0                    8.125                    0.375          0        0          0.375
   16396841         1000000              75                  75                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   16396842         484000           76.02999878           89.67                 No MI              NO MI        0                    8.25                     0.375          0        0          0.375
   16396843         633000           74.80000305            74.8                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   16396844         1200000          62.08000183           62.08                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   16396845         169000               80                  80                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   16396846         265000               80                  80                  No MI              NO MI        0                    5.875                    0.375          0        0          0.375
   16396847         825000           77.58000183           77.58                 No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   16396848         244000               80                  80                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   16396849         330000           63.63999939           63.64                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14178370         610000           63.66999817           63.67                 No MI              NO MI        0                    7.75                      0.25          0        0          0.25
   13908079         540000           68.33000183           68.33                 No MI              NO MI        0                    6.75                     0.375          0        0          0.375
   16396850         312000               80                  80                  No MI              NO MI        0                     5.5                     0.375          0        0          0.375
   16396851         165000               90                  90             Radian Guaranty         BPMI        30                    5.625                    0.375          0        0          0.375
   16396852         595000           69.30999756           69.31                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   14159668         595000           73.47000122           73.47                 No MI              NO MI        0                    6.125                    0.375          0        0          0.375
   16396853         1075000          68.73000336           68.73                 No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16396855         1200000              75                  75                  No MI              NO MI        0                     6.5                     0.375          0        0          0.375
   16396856         140000               90                  90             Radian Guaranty         BPMI        30                    8.375                    0.375          0        0          0.375
   16396857         1450000          68.95999908           68.96                 No MI              NO MI        0                    6.375                    0.375          0        0          0.375
   16396858         583000           81.38999939           81.39            Radian Guaranty         BPMI        25                    6.125                    0.375          0        0          0.375
   16396859         190000               80                  80                  No MI              NO MI        0                    8.375                    0.375          0        0          0.375
   14152402         495000           64.73999786           64.74                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14178380         720000           67.80999756           67.81                 No MI              NO MI        0                    7.875                     0.25          0        0          0.25
   14178542         471000           76.08000183           76.08                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13907880         215000           79.98999786           94.98                 No MI              NO MI        0                      6                      0.375          0        0          0.375
   13907882          83000           78.30999756           78.31                 No MI              NO MI        0                    10.5                     0.375          0        0          0.375
   13907894         622000           64.30999756           64.31                 No MI              NO MI        0                    5.75                     0.375          0        0          0.375
   14184134         148000           94.36000061           94.36                  YES               BPMI        30                    9.875                    0.375          0        0          0.375
   14145671         155000           45.15999985           45.16                 No MI              NO MI        0                     7.5                     0.375          0        0          0.375
   14145682         370000               80                  80                  No MI              NO MI        0                    7.375                    0.375          0        0          0.375
   13982191         402000               80                  80                  No MI              NO MI        0                    7.75                     0.514          0      0.139        0.653
   14195011          87000           89.79000092           89.79             GE Capital MI          BPMI        25                    6.125                    0.375          0        0          0.375
   14184173         136200           96.04000092           96.04                 No MI              NO MI        0                   10.375                    0.375          0        0          0.375
   14003261         685000           72.98999786           72.99                 No MI              NO MI        0                    7.375                    0.515          0      0.14         0.655
   14059121         340000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14152684         500000           68.27999878           68.28                 No MI              NO MI        0                    7.875                    0.375          0        0          0.375
   13907952          74000               90                  90          Mortgage Guaranty In       BPMI        25                    6.25                     0.375          0        0          0.375
   14003272         450000               80                  80                  No MI              NO MI        0                    6.875                    0.515          0      0.14         0.655
   14059130         1300000              70                  70                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14184033         125000           79.72000122           79.72                 No MI              NO MI        0                    9.75                     0.375          0        0          0.375
   14188597         186000           94.94000244           94.94            United Guaranty         BPMI        30                    8.75                     0.375          0        0          0.375
   14003407         650000           62.61999893           62.62                 No MI              NO MI        0                    7.25                     0.515          0      0.14         0.655
   14059102         120000           59.29000092           59.29                 No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14059104         1200000              25                  25                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   13982046         482000               100                100                  No MI              NO MI        0                     7.5                     0.389          0      0.139        0.528
   13907771         399000           69.41999817           69.42                 No MI              NO MI        0                    5.375                    0.375          0        0          0.375
   14003411         351000           79.76999664           79.77                 No MI              NO MI        0                      7                      0.515          0      0.14         0.655
   14003415         750000           78.33000183           78.33                 No MI              NO MI        0                    7.125                    0.515          0      0.14         0.655
   14003417         400000           89.55000305           89.55                 No MI              NO MI        0                    7.125                    0.515          0      0.14         0.655
   14184013          66000           89.88999939           89.89                  YES               BPMI        25                     9.5                     0.375          0        0          0.375
   14059115         290000               70                  70                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
   14145705         550000           72.73000336           72.73                 No MI              NO MI        0                    7.25                     0.375          0        0          0.375
   13982050         1250000              80                  80                  No MI              NO MI        0                    7.75                     0.514          0      0.139        0.653
   14152679         164000               80                  80                  No MI              NO MI        0                    7.75                     0.375          0        0          0.375
LOAN_SEQ           CURRENT_NET_COUPON           PAYMENT      PREPAY      PP_DESC       FRONT_RATIO       BACK_RATIO            PRODUCT            IO_PERIOD         INDEXM
   16723414                  6.625                 1432.29      Prepay       36MPP           26.43            38.38             5/1LIBOR IO             60           1 YR Libor
   16723433                  6.375                 2429.17      No_PP        No PP           21.44            32.98             5/1LIBOR IO             60           1 YR Libor
   16723434                  6.625                 2063.75      No_PP        No PP           29.36            36.47               5/1LIBOR               0           1 YR Libor
   16723436                  6.875                 2398.75      Prepay       36MPP           33.28            39.25             5/1LIBOR IO             60           1 YR Libor
   16723259                  6.375                 2517.5       No_PP        No PP           14.6             39.27             5/1LIBOR IO             60           1 YR Libor
   16723307                  6.125                 3229.73      No_PP        No PP           27.64            34.59             5/1LIBOR IO             60           1 YR Libor
   16723326                  6.625                 2635.42      No_PP        No PP           37.16            38.05             5/1LIBOR IO             60           1 YR Libor
   16723329                  6.75                  2893.33      No_PP        No PP           35.91            44.87             5/1LIBOR IO             60           1 YR Libor
   16723332                  7.25                  3059.12      No_PP        No PP           26.47            28.41             5/1LIBOR IO             60           1 YR Libor
   16723336                  6.125                 2526.68      Prepay       36MPP           28.7             38.16               5/1LIBOR               0           1 YR Libor
   16384002                   8.5                  514.49       Prepay       36MPP           8.33             35.34             5/6LIBOR IO             60           6 Mo Libor
   16567155                  7.625                 493.33       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16609650                  6.25                  1683.68      Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16609670                    8                   1124.91      Prepay       36MPP           5.56             52.44               5/6LIBOR               0           6 Mo Libor
   16606188                  8.125                  1190        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16609603                    7                   732.58       Prepay       36MPP           40.23            40.23             5/6LIBOR IO             120          6 Mo Libor
   16609612                  7.75                  1191.67      Prepay       36MPP           13.26             38.3             5/6LIBOR IO             120          6 Mo Libor
   16609647                   6.5                  1532.15      No_PP        No PP           36.62            44.59             7/6LIBOR IO             120          6 Mo Libor
   16606079                   7.5                  733.65       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16606086                  8.125                 1776.5       No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16606094                  6.875                   899        Prepay       36MPP           21.83            42.17             5/6LIBOR IO             60           6 Mo Libor
   16606099                  6.75                  385.88       Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16606111                  6.75                  1220.75      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16606128                   6.5                  504.17       Prepay       36MPP           25.06            49.32             5/6LIBOR IO             120          6 Mo Libor
   16606140                   6.5                  504.17       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16606032                  6.875                 618.66       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16606065                  7.25                  1662.25      Prepay       36MPP           35.76            35.76             5/6LIBOR IO             60           6 Mo Libor
   16605974                    8                   1259.04      Prepay       6MPP            15.85            42.58             5/6LIBOR IO             60           6 Mo Libor
   16605981                    8                   934.16       No_PP        No PP           20.27            37.62             5/6LIBOR IO             120          6 Mo Libor
   16605984                   6.5                  2474.54      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605985                  5.75                  2391.81      No_PP        No PP           41.45            48.17             5/6LIBOR IO             120          6 Mo Libor
   16605992                  7.125                  3045        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16606025                  7.625                 1449.5       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16606028                  7.625                 992.05       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16605726                  7.125                  1945        No_PP        No PP           13.09            40.23             5/6LIBOR IO             60           6 Mo Libor
   16605734                   7.5                   1365        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605756                  7.625                 825.49       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16604468                  6.375                 1237.5       No_PP        No PP           38.32             42.7             5/6LIBOR IO             60           6 Mo Libor
   16604471                   6.5                  3483.33      Prepay       12MPP           19.49            44.15             5/6LIBOR IO             120          6 Mo Libor
   16604497                   7.5                  6890.63      Prepay       7MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16604512                  8.25                  369.45       No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16605777                  7.25                  1153.28      Prepay       36MPP           16.22            42.45             5/6LIBOR IO             120          6 Mo Libor
   16604538                  7.125                 965.19       No_PP        No PP           20.51            40.03               5/6LIBOR               0           6 Mo Libor
   16604550                  8.375                 855.93       No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   16604551                  7.25                  475.93       No_PP        No PP           18.34            41.73             5/6LIBOR IO             120          6 Mo Libor
   16604569                  6.875                 2247.5       Prepay       36MPP           29.46            44.58             7/6LIBOR IO             120          6 Mo Libor
   16605653                    8                   414.04       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16604066                    6                   8553.13      No_PP        No PP           15.9             25.09             3/6LIBOR IO             120          6 Mo Libor
   16604087                  7.375                 723.33       Prepay       36MPP           23.58            39.07             5/6LIBOR IO             120          6 Mo Libor
   16604138                   6.5                  920.82       Prepay       36MPP           9.57              9.57             5/6LIBOR IO             120          6 Mo Libor
   16604142                  6.875                 6041.67      Prepay       6MPP            31.57              36              5/6LIBOR IO             120          6 Mo Libor
   16604148                  7.875                 661.11       Prepay       36MPP           15.76            46.28               5/6LIBOR               0           6 Mo Libor
   16604150                   7.5                  1286.25      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16604161                   6.5                  1665.8       Prepay       36MPP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16604162                  7.25                  679.48       Prepay       12MPP           26.4              38.4               5/6LIBOR               0           6 Mo Libor
   16604181                    8                   8872.27      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16603965                  7.375                 888.35       No_PP        No PP           10.62            39.43               5/6LIBOR               0           6 Mo Libor
   16604230                   7.5                  2678.41      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16604245                  7.375                 4307.71      No_PP        No PP           31.08            41.68             5/6LIBOR IO             60           6 Mo Libor
   16604248                  7.125                 709.43       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16604272                  7.375                 1136.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16604050                  7.125                  1750        Prepay       24MPP           34.23            43.62             5/6LIBOR IO             120          6 Mo Libor
   16604297                  6.875                 1232.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16604356                  8.125                 3729.73      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16604365                  6.875                 3093.33      Prepay       36MPP           32.92             38.3             5/6LIBOR IO             60           6 Mo Libor
   16604381                  8.375                 2355.21      Prepay       12MPP           17.54            41.55             5/6LIBOR IO             120          6 Mo Libor
   16604384                    8                   3629.17      No_PP        No PP           11.67            34.45             5/6LIBOR IO             120          6 Mo Libor
   16604385                  6.375                 4215.89      No_PP        No PP           36.27            39.21               5/6LIBOR               0           6 Mo Libor
   16603864                  6.375                 2573.44      No_PP        No PP           40.04             42.4             5/6LIBOR IO             120          6 Mo Libor
   16603898                    8                   3299.62      No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16603926                  7.125                  4125        Prepay       36MPP           13.57            31.71             5/6LIBOR IO             120          6 Mo Libor
   16603933                   7.5                   3465        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16603935                  7.375                 848.23       No_PP        No PP           10.62            39.43               5/6LIBOR               0           6 Mo Libor
   16603938                  6.25                  3577.5       Prepay       36MPP           36.26            43.72             5/6LIBOR IO             120          6 Mo Libor
   16603954                   7.5                  1021.13      Prepay       36MPP           20.75            32.38             5/6LIBOR IO             120          6 Mo Libor
   16603826                  7.625                 698.67       Prepay       36MPP           13.11            20.68             5/6LIBOR IO             120          6 Mo Libor
   16603834                  8.375                 377.34       Prepay       36MPP           19.43            46.95             5/6LIBOR IO             120          6 Mo Libor
   16602841                  7.75                   877.5       Prepay       36MPP           33.02            41.69             5/6LIBOR IO             120          6 Mo Libor
   16602849                    8                   1870.42      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16602638                  6.75                  1092.5       No_PP        No PP           35.35            41.64             5/1LIBOR IO             60           1 YR Libor
   16602882                    6                   1386.31      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16602896                   6.5                  1567.66      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16602897                  8.125                 5046.87      No_PP        No PP           9.79             36.05             5/6LIBOR IO             120          6 Mo Libor
   16602921                  7.25                  1728.33      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16602936                  7.375                 676.83       Prepay       36MPP           4.44             14.83             5/6LIBOR IO             120          6 Mo Libor
   16602939                  6.875                 1010.17      Prepay       6MPP            21.74            39.24             5/6LIBOR IO             120          6 Mo Libor
   16602950                   6.5                  1827.71      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16602682                    7                   1327.5       Prepay       12MPP           31.36            42.33             5/6LIBOR IO             120          6 Mo Libor
   16602984                   7.5                  669.38       Prepay       36MPP           19.68            47.99             5/6LIBOR IO             120          6 Mo Libor
   16603011                  7.125                  6250        No_PP        No PP           19.2             27.49             3/6LIBOR IO             120          6 Mo Libor
   16603029                  7.375                 1927.81      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16603055                    8                   706.87       Prepay       36MPP           14.09            35.74               5/6LIBOR               0           6 Mo Libor
   16603060                    8                   732.81       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16602727                    8                   942.19       Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16602749                    7                   1494.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16602781                  7.25                  2649.69      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16602788                  6.125                 5156.67      Prepay       36MPP           22.89            29.14             5/6LIBOR IO             120          6 Mo Libor
   16602800                  7.375                 2996.67      Prepay       6MPP            49.11             49.7             5/6LIBOR IO             120          6 Mo Libor
   16603806                    8                   465.16       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16602822                  7.75                  3764.58      No_PP        No PP           28.56            43.32             5/6LIBOR IO             120          6 Mo Libor
   16602601                  7.75                   861.3       Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16602575                  7.75                   683.1       Prepay       12MPP           1.79             51.29               5/6LIBOR               0           6 Mo Libor
   16601345                    8                   1535.42      Prepay       6MPP            22.7             38.92             5/6LIBOR IO             60           6 Mo Libor
   16601432                    8                   2578.1       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16602500                  6.875                 1852.98      Prepay       36MPP           16.16            36.14             5/6LIBOR IO             60           6 Mo Libor
   16601116                  7.375                 966.17       Prepay       36MPP           34.74            42.45             5/6LIBOR IO             120          6 Mo Libor
   16601154                  6.25                  2870.83      No_PP        No PP           31.32             33.8             5/6LIBOR IO             120          6 Mo Libor
   16601165                  7.25                  1143.24      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16601282                  7.375                 2832.52      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16601019                    8                   979.87       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16601025                   6.5                  2835.94      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16601028                    8                   1383.61      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16601044                   6.5                  1219.17      Prepay       36MPP           28.07            40.51             5/6LIBOR IO             120          6 Mo Libor
   16600798                  7.375                 3725.34      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16600827                  7.125                 1541.77      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16600846                  6.25                  2322.73      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16600900                  7.875                 564.95       No_PP        No PP           15.5             41.37               5/1LIBOR               0           1 YR Libor
   16600912                    8                   921.24       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16600920                  6.25                  1200.66      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16599943                    8                   668.86       Prepay       36MPP           12.03            44.34               5/6LIBOR               0           6 Mo Libor
   16599901                  6.875                 2491.58      No_PP        No PP           42.7             49.98             7/6LIBOR IO             120          6 Mo Libor
   16599911                  8.125                 1014.97      No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   16599851                  6.375                 586.07       Prepay       36MPP           19.01            37.29             5/6LIBOR IO             120          6 Mo Libor
   16599671                   7.5                   5250        Prepay       36MPP           32.67            33.03             5/6LIBOR IO             120          6 Mo Libor
   16599789                    8                   495.57       No_PP        No PP           6.21             43.76               5/6LIBOR               0           6 Mo Libor
   16599791                  7.125                 6093.75      Prepay       36MPP           41.54             43.6             5/6LIBOR IO             120          6 Mo Libor
   16599803                   6.5                  756.25       Prepay       36MPP           22.39            39.53             5/6LIBOR IO             120          6 Mo Libor
   16599532                  6.875                  1450        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16599537                   7.5                  1061.5       Prepay       6MPP            20.84            28.74               5/6LIBOR               0           6 Mo Libor
   16599538                   7.5                  1033.59      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16718274                  7.875                 3365.67      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16718336                  6.875                 1208.33      No_PP        No PP           36.6              36.6             5/6LIBOR IO             60           6 Mo Libor
   16021408                   6.5                  2669.79      No_PP        No PP           35.26            43.23             5/6LIBOR IO             60           6 Mo Libor
   16717747                  5.875                 2958.33      No_PP        No PP           31.56            42.21             5/6LIBOR IO             120          6 Mo Libor
   16400774                  7.625                 3263.24      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16018725                  6.625                 1953.55      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16596439                   6.5                  481.25       No_PP        No PP           40.84            49.99             5/6LIBOR IO             120          6 Mo Libor
   16596446                   6.5                  297.92       No_PP        No PP           41.94            49.47             5/6LIBOR IO             120          6 Mo Libor
   16596515                  7.125                 1258.13      No_PP        No PP           36.79             44.7             5/1LIBOR IO             120          1 YR Libor
   16596519                  5.25                  1151.21      No_PP        No PP           32.09            39.84             3/1LIBOR IO             120          1 YR Libor
   16596554                   7.5                  583.68       Prepay       6MPP            20.85            49.14               5/6LIBOR               0           6 Mo Libor
   16596560                  7.375                 837.69       No_PP        No PP           8.03             23.62             5/6LIBOR IO             120          6 Mo Libor
   16596573                    8                   808.19       No_PP        No PP           23.88            33.74             5/6LIBOR IO             120          6 Mo Libor
   16596207                    8                   915.67       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16596217                    7                   344.17       Prepay       36MPP           11.28            50.81             5/6LIBOR IO             120          6 Mo Libor
   16596654                  7.875                 2866.88      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16596683                    8                   1088.75      Prepay       6MPP            7.91              7.91             5/6LIBOR IO             60           6 Mo Libor
   16596731                    8                   4590.84      Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16596755                    8                   769.45       Prepay       36MPP           9.43             20.19             5/6LIBOR IO             60           6 Mo Libor
   16596759                   7.5                  1076.25      Prepay       36MPP           34.32            45.32             5/6LIBOR IO             60           6 Mo Libor
   16596766                    8                   1032.92      Prepay       36MPP           34.79            37.87             5/6LIBOR IO             120          6 Mo Libor
   16596806                    8                   1425.14      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16596812                    8                   1060.83      No_PP        No PP           25.24            47.93             5/6LIBOR IO             120          6 Mo Libor
   16597192                    8                   6804.69      Prepay       36MPP           25.17            30.82             5/6LIBOR IO             120          6 Mo Libor
   16597258                    8                   864.72       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16597342                    8                   3919.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16597359                  7.125                 1889.06      No_PP        No PP           5.85             30.66             5/6LIBOR IO             120          6 Mo Libor
   16597466                  8.125                 1519.37      Prepay       36MPP           18.3             36.31             5/6LIBOR IO             120          6 Mo Libor
   16597470                    8                   1417.47      No_PP        No PP             0              35.81             5/6LIBOR IO             120          6 Mo Libor
   16597472                    8                   1824.17      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16596266                  7.75                  2085.42      Prepay       36MPP           16.76            43.79             5/6LIBOR IO             120          6 Mo Libor
   16597533                  7.375                 738.62       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16597629                  7.875                 1072.5       Prepay       6MPP            5.54             20.35             5/6LIBOR IO             120          6 Mo Libor
   16597677                  6.125                 1163.01      Prepay       36MPP           31.52            40.66               5/6LIBOR               0           6 Mo Libor
   16597684                  7.625                  1189        No_PP        No PP           2.58             19.54             5/6LIBOR IO             120          6 Mo Libor
   16597694                    8                   1088.75      No_PP        No PP           13.38            32.95             5/6LIBOR IO             60           6 Mo Libor
   16596382                  7.375                 1591.28      No_PP        No PP           18.76            45.49             5/6LIBOR IO             120          6 Mo Libor
   16717475                    7                   2148.58      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16595393                  6.875                 3334.52      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595432                  8.125                 1898.33      Prepay       7MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16595480                    8                   3277.43      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16595491                    8                   1425.14      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16595294                  8.125                  2635        Prepay       36MPP           9.12             42.94             5/6LIBOR IO             120          6 Mo Libor
   16595304                    8                   1507.5       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16594949                  6.625                 4582.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16594958                  6.625                 1970.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595040                  8.125                 1200.98      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595043                   7.5                  1112.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595070                   6.5                  902.34       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595107                    8                   1479.58      No_PP        No PP           21.69            34.87             5/6LIBOR IO             120          6 Mo Libor
   16595108                  6.25                  8971.35      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595174                  7.625                  1760        No_PP        No PP           24.85            25.04             5/6LIBOR IO             120          6 Mo Libor
   16595240                    8                   721.46       Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16594873                  6.624                 1574.25      No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16594921                   7.5                   2100        No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16591476                  7.375                 1258.08      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16591409                   6.5                  1581.25      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16591416                  7.375                  1395        Prepay       6MPP            17.9             46.08             5/6LIBOR IO             120          6 Mo Libor
   16591603                  7.625                 647.73       Prepay       36MPP           16.61            40.96             5/6LIBOR IO             120          6 Mo Libor
   16591630                  7.125                 1312.5       No_PP        No PP           0.11             21.28             5/6LIBOR IO             60           6 Mo Libor
   16591634                  7.625                  1400        Prepay       6MPP            10.6             43.78             5/6LIBOR IO             120          6 Mo Libor
   16591643                  7.25                  1092.92      No_PP        No PP           14.97            43.62             5/6LIBOR IO             120          6 Mo Libor
   16591439                    8                   1116.32      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16594724                  7.375                 384.27       No_PP        No PP           7.72             23.86             3/6LIBOR IO             120          6 Mo Libor
   16594759                    7                   1863.96      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16591318                  7.875                 1314.84      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16591350                    8                   821.27       No_PP        No PP           19.03            47.07             5/6LIBOR IO             120          6 Mo Libor
   16643793                  7.375                  859.7       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16648357                  6.75                  673.72       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16546141                  5.875                 1463.31      No_PP        No PP           35.21            35.21             3/1LIBOR IO             120          1 YR Libor
   16612965                    8                   1459.34      Prepay       12MPP           13.15            25.33               5/6LIBOR               0           6 Mo Libor
   16632265                  7.375                 922.25       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632303                  6.375                 1210.5       Prepay       36MPP           30.21            40.03             5/6LIBOR IO             60           6 Mo Libor
   16632544                    8                   1395.83      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16671492                  7.75                  631.47       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16671306                  6.75                  593.75       No_PP        No PP           37.8             49.11             7/6LIBOR IO             120          6 Mo Libor
   16717428                   7.5                  1391.25      No_PP        No PP           36.71            36.71             5/6LIBOR IO             60           6 Mo Libor
   16013891                  7.375                 2337.71      No_PP        No PP           31.23            49.63             5/6LIBOR IO             120          6 Mo Libor
   16717216                  7.875                 1926.25      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16013757                  7.625                 2452.63      No_PP        No PP           9.53             45.53             5/6LIBOR IO             120          6 Mo Libor
   16013759                  7.625                 1679.67      No_PP        No PP           9.53             45.43             5/6LIBOR IO             120          6 Mo Libor
   16395572                    7                   1602.83      No_PP        No PP           48.14             49.7             5/6LIBOR IO             120          6 Mo Libor
   16395621                   7.5                   1260        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16395368                  8.125                 878.33       Prepay       12MPP           21.45            47.93             5/6LIBOR IO             120          6 Mo Libor
   16395218                  8.125                  1972        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16393894                  7.75                  1670.36      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16393924                  6.125                 2578.29      Prepay       36MPP           28.7             38.47             5/6LIBOR IO             120          6 Mo Libor
   16001655                    7                   9587.5       Prepay       36MPP           28.94            33.66             5/6LIBOR IO             60           6 Mo Libor
   16393880                   6.5                  1001.09      No_PP        No PP           19.38            29.64               5/6LIBOR               0           6 Mo Libor
   16393889                  6.875                 1982.98      Prepay       36MPP           38.39             38.6             5/6LIBOR BLN             0           6 Mo Libor
   16714865                  7.25                  1514.32      No_PP        No PP           43.04            43.04             5/6LIBOR IO             60           6 Mo Libor
   16714872                  7.25                  1702.92      No_PP        No PP           40.58            40.58             5/6LIBOR IO             60           6 Mo Libor
   16714897                  7.25                  2115.43      No_PP        No PP           31.6              31.6             5/6LIBOR IO             60           6 Mo Libor
   16393828                  5.625                 1458.56      No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16714065                  7.235                 3966.67      Prepay       36MPP           15.18            44.39             5/6LIBOR IO             60           6 Mo Libor
   16643527                  6.125                 1895.83      No_PP        No PP           37.76            47.59             3/1LIBOR IO             36           1 YR Libor
   16640672                  6.125                 2250.7       No_PP        No PP           28.03             36.6             3/1LIBOR IO             36           1 YR Libor
   16704481                    6                   640.16       No_PP        No PP           27.81            46.52             3/1LIBOR IO             36           1 YR Libor
   16768365                    6                   5078.13      No_PP        No PP           5.66              7.07             5/1LIBOR IO             60           1 YR Libor
   16704478                  6.125                 1375.29      No_PP        No PP           18.95            23.55             3/1LIBOR IO             36           1 YR Libor
   16612699                  6.875                 3087.5       No_PP        No PP           23.79            29.19             5/1LIBOR IO             60           1 YR Libor
   16768346                  6.625                 2061.93      Prepay       36MPP           10.91            38.88             5/1LIBOR IO             60           1 YR Libor
   16704429                  6.375                  2745        No_PP        No PP           22.77            41.88             3/1LIBOR IO             36           1 YR Libor
   16704431                  6.625                 1484.66      No_PP        No PP           36.23            36.23               5/1LIBOR               0           1 YR Libor
   16704432                  6.125                  2340        No_PP        No PP           8.38             26.85             3/1LIBOR IO             36           1 YR Libor
   16704438                  6.625                 2193.33      No_PP        No PP           24.49            36.46             3/1LIBOR IO             36           1 YR Libor
   16663876                  6.625                 2389.06      No_PP        No PP           22.49            32.85             5/1LIBOR IO             60           1 YR Libor
   16704410                  6.375                 1856.91      No_PP        No PP           0.02             35.67               5/1LIBOR               0           1 YR Libor
   16704414                    7                   4531.25      No_PP        No PP            34              34.59             5/1LIBOR IO             60           1 YR Libor
   16628983                  6.75                  2431.71      No_PP        No PP           22.87            30.06             5/1LIBOR IO             60           1 YR Libor
   16672967                   6.5                  2594.4       No_PP        No PP           38.77            38.77               5/1LIBOR               0           1 YR Libor
   16704421                  6.25                  1386.67      Prepay       36MPP           15.8             36.56             5/1LIBOR IO             60           1 YR Libor
   16704422                   6.5                  1400.78      No_PP        No PP           25.57             43.9             3/1LIBOR IO             36           1 YR Libor
   16704427                  6.375                 1764.19      No_PP        No PP           41.73            42.08               3/1LIBOR               0           1 YR Libor
   16658493                  7.125                 1933.9       No_PP        No PP           26.13            35.34               5/1LIBOR               0           1 YR Libor
   16658496                  6.625                 3325.78      No_PP        No PP           40.84            42.87             5/1LIBOR IO             60           1 YR Libor
   16666841                   6.5                  4652.08      No_PP        No PP           21.94            26.48             3/1LIBOR IO             36           1 YR Libor
   16397414                  6.875                 2046.53      No_PP        No PP           13.84            42.01               3/1LIBOR               0           1 YR Libor
   16708282                  7.125                  2525        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16728208                  7.125                  1315        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16670374                    8                   6555.62      No_PP        No PP           15.82            44.25               5/6LIBOR               0           6 Mo Libor
   16718167                  6.125                 1402.5       No_PP        No PP           25.33            41.36             5/1LIBOR IO             60           1 YR Libor
   16768207                   7.5                   1075        No_PP        No PP           21.04            25.48             5/1LIBOR IO             60           1 YR Libor
   16780762                  6.875                 1833.33      No_PP        No PP           26.17            32.24             5/1LIBOR IO             60           1 YR Libor
   16777036                  6.875                 1720.36      Prepay       36MPP           32.36            38.59             5/6LIBOR IO             120          6 Mo Libor
   16718169                  6.625                 1131.51      No_PP        No PP           25.29            41.17             5/1LIBOR IO             60           1 YR Libor
   16780683                   7.5                  2124.99      No_PP        No PP           23.79              27              5/1LIBOR IO             60           1 YR Libor
   16798242                  7.125                 7252.09      No_PP        No PP           39.23            39.95               5/1LIBOR               0           1 YR Libor
   16780684                  7.25                  1198.67      No_PP        No PP           14.37            33.44             5/1LIBOR IO             60           1 YR Libor
   16658456                   6.5                  2491.88      No_PP        No PP           34.56            34.56             5/1LIBOR IO             60           1 YR Libor
   16684538                  6.625                 2291.67      No_PP        No PP           26.9             31.61             5/1LIBOR IO             60           1 YR Libor
   16780685                  6.625                 4720.83      No_PP        No PP           18.16            24.42             5/1LIBOR IO             60           1 YR Libor
   16780686                    6                   1354.58      No_PP        No PP           6.56             16.63               5/1LIBOR               0           1 YR Libor
   16723599                  7.875                 2866.88      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16780687                    6                   1354.58      No_PP        No PP           6.56             16.63               5/1LIBOR               0           1 YR Libor
   16596966                  6.875                 1175.71      Prepay       24MPP           11.56            46.48             7/6LIBOR IO             120          6 Mo Libor
   16731301                   6.5                  1812.63      Prepay       12MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16730331                  6.875                 1228.18      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16704415                    6                   1322.92      No_PP        No PP           26.41            39.05             5/1LIBOR IO             60           1 YR Libor
   16730094                  7.875                 4113.44      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16714138                  7.375                 1121.11      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16676658                  7.25                  1066.41      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649294                    6                   1554.68      No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16649295                  7.125                 1247.5       No_PP        No PP            28              37.79             7/6LIBOR IO             120          6 Mo Libor
   16649296                  5.875                 1487.57      No_PP        No PP           29.98            42.77               3/6LIBOR               0           6 Mo Libor
   16649305                  5.875                 1323.79      No_PP        No PP           37.48            44.63               3/6LIBOR               0           6 Mo Libor
   16649306                  6.125                 612.47       No_PP        No PP           28.03            38.39               5/6LIBOR               0           6 Mo Libor
   16649311                  6.375                 2756.25      No_PP        No PP           34.25            40.41             5/6LIBOR IO             120          6 Mo Libor
   16649315                  8.125                 449.81       No_PP        No PP           13.15            26.27               5/6LIBOR               0           6 Mo Libor
   16649316                  7.625                  786.6       No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16649319                  7.25                  3736.25      No_PP        No PP           33.82            36.96             5/6LIBOR IO             120          6 Mo Libor
   16649320                   6.5                  5373.96      No_PP        No PP           32.78            48.66             3/6LIBOR IO             120          6 Mo Libor
   16649321                  6.375                  876.9       No_PP        No PP           17.18            36.35               3/6LIBOR               0           6 Mo Libor
   16649323                  5.625                 2554.09      No_PP        No PP           5.78             45.04               5/6LIBOR               0           6 Mo Libor
   16649329                    7                   1057.08      No_PP        No PP           4.44             19.16             7/6LIBOR IO             120          6 Mo Libor
   16649332                  5.875                 1395.83      No_PP        No PP           34.21            42.82             7/6LIBOR IO             120          6 Mo Libor
   16649335                   6.5                  1215.32      No_PP        No PP           17.5             37.92               5/6LIBOR               0           6 Mo Libor
   16649345                  8.125                 1001.99      No_PP        No PP             0                0               2/6LIBOR IO             120          6 Mo Libor
   16649330                  7.125                 1874.62      No_PP        No PP           11.08            13.79             7/6LIBOR IO             120          6 Mo Libor
   16591163                  7.25                  2846.67      No_PP        No PP           37.57            41.26             5/6LIBOR IO             120          6 Mo Libor
   16591142                  6.875                 769.42       No_PP        No PP           39.93            52.28             5/6LIBOR IO             120          6 Mo Libor
   16591095                  7.125                 6212.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16586122                  7.75                  3466.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16586032                   6.5                  1223.86      No_PP        No PP           24.92            36.33               5/6LIBOR               0           6 Mo Libor
   16585938                   7.5                  1599.61      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16585839                  7.125                 1221.56      No_PP        No PP           23.12            46.66             5/6LIBOR IO             120          6 Mo Libor
   16585870                  6.875                 3141.06      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16585764                    8                   850.67       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16585766                    8                   556.37       No_PP        No PP           14.89            43.03               5/6LIBOR               0           6 Mo Libor
   16585809                  7.625                 1584.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16585691                  6.625                 6533.33      No_PP        No PP           33.99             45.9             5/6LIBOR IO             120          6 Mo Libor
   16585702                  8.125                  2975        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16673048                  6.25                  2258.75      No_PP        No PP           25.42            39.74             5/1LIBOR IO             60           1 YR Libor
   16664301                  6.375                 1082.08      No_PP        No PP           28.58             35.3             5/1LIBOR IO             60           1 YR Libor
   16629050                    7                   1144.7       No_PP        No PP           14.91            29.13               5/1LIBOR               0           1 YR Libor
   16717262                  6.25                  2708.33      No_PP        No PP           19.37            35.37             5/1LIBOR IO             60           1 YR Libor
   16717271                    6                   948.21       Prepay       36MPP            3.9             32.64               5/1LIBOR               0           1 YR Libor
   16629043                  8.125                10259.38      No_PP        No PP           44.61            47.65             5/1LIBOR IO             60           1 YR Libor
   16770690                  6.875                 869.25       Prepay       36MPP           12.04            38.15             5/1LIBOR IO             60           1 YR Libor
   16549566                  7.125                 2562.81      No_PP        No PP           25.86            35.31             5/1LIBOR IO             60           1 YR Libor
   16658431                  6.25                   3250        No_PP        No PP           35.26            35.58             5/1LIBOR IO             60           1 YR Libor
   16658433                  6.625                 2389.06      No_PP        No PP           21.08            38.73             5/1LIBOR IO             60           1 YR Libor
   16658436                  7.375                 1291.17      No_PP        No PP           5.02             17.76             5/1LIBOR IO             60           1 YR Libor
   16663945                  6.375                 2740.54      Prepay       36MPP           17.28            30.01               5/1LIBOR               0           1 YR Libor
   16658437                  6.875                 5789.06      No_PP        No PP           19.49            24.02             5/1LIBOR IO             60           1 YR Libor
   16658439                    7                   1764.16      No_PP        No PP           33.53            33.77             5/1LIBOR IO             60           1 YR Libor
   16585659                  8.125                 1841.67      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16658410                  6.25                  1588.44      No_PP        No PP           18.2             27.52             5/1LIBOR IO             60           1 YR Libor
   16770680                    7                   2827.5       No_PP        No PP           23.17            23.17             5/1LIBOR IO             60           1 YR Libor
   16585643                    8                   850.76       Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16585585                  7.375                 532.81       Prepay       36MPP           2.68             24.48             5/6LIBOR IO             120          6 Mo Libor
   16770640                  6.75                  2266.88      Prepay       36MPP           43.06            43.32             5/1LIBOR IO             60           1 YR Libor
   16770643                  6.75                  1878.34      No_PP        No PP           23.54            29.54               5/1LIBOR               0           1 YR Libor
   16672635                    7                   2046.53      No_PP        No PP           8.33             16.59               5/1LIBOR               0           1 YR Libor
   16770645                   7.5                  8440.07      No_PP        No PP           32.27            43.74             7/1LIBOR IO             84           1 YR Libor
   16585530                  6.875                  1547        No_PP        No PP           19.01            30.47             5/1LIBOR IO             120          1 YR Libor
   16664298                  6.625                 2578.13      No_PP        No PP           25.78            27.76             5/1LIBOR IO             60           1 YR Libor
   16549521                  7.25                  4544.9       No_PP        No PP           24.99            36.61               5/1LIBOR               0           1 YR Libor
   16684229                   6.5                  1886.13      Prepay       36MPP           25.22            30.31               5/1LIBOR               0           1 YR Libor
   16549529                    8                   3876.54      No_PP        No PP           16.39            43.73               5/1LIBOR               0           1 YR Libor
   16585565                  7.125                 796.88       Prepay       36MPP           23.21            37.51             5/1LIBOR IO             120          1 YR Libor
   16684239                  6.625                 1090.83      Prepay       36MPP           27.21            40.42             5/1LIBOR IO             60           1 YR Libor
   16663909                  6.625                 1844.79      No_PP        No PP           22.43            24.86             5/1LIBOR IO             60           1 YR Libor
   16684241                   6.5                   3375        No_PP        No PP           37.43            37.87             7/1LIBOR IO             84           1 YR Libor
   16684246                  6.625                 2795.83      No_PP        No PP           24.9             37.73             5/1LIBOR IO             60           1 YR Libor
   16585448                  7.375                  2480        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16672621                   6.5                  2671.88      No_PP        No PP           35.68            36.22             5/1LIBOR IO             60           1 YR Libor
   16770634                   5.5                  1399.17      Prepay       36MPP           17.86            27.83             5/1LIBOR IO             60           1 YR Libor
   16664285                  7.125                 3681.35      No_PP        No PP           31.25            34.65             5/1LIBOR IO             60           1 YR Libor
   16770638                  6.375                 2504.25      No_PP        No PP           32.67            37.75             5/1LIBOR IO             60           1 YR Libor
   16770614                  7.125                 916.26       No_PP        No PP           3.67              6.96               5/1LIBOR               0           1 YR Libor
   16770616                  6.125                 3755.7       No_PP        No PP           14.23            24.27               5/1LIBOR               0           1 YR Libor
   16770617                  6.625                 3085.16      No_PP        No PP           29.04            29.04             5/1LIBOR IO             60           1 YR Libor
   16770612                   6.5                  3082.5       No_PP        No PP           42.91             45.2             5/1LIBOR IO             60           1 YR Libor
   16575471                    8                   742.02       Prepay       36MPP           11.14            32.81             5/6LIBOR IO             120          6 Mo Libor
   16629027                  6.625                 1786.99      No_PP        No PP           27.09            36.89             5/1LIBOR IO             60           1 YR Libor
   16666872                  6.875                 6814.95      No_PP        No PP           23.12            34.37               3/1LIBOR               0           1 YR Libor
   16666877                  5.75                  1510.83      Prepay       36MPP           30.22            42.77             3/1LIBOR IO             36           1 YR Libor
   16634180                  6.125                 1976.25      No_PP        No PP           28.63            29.08             5/1LIBOR IO             60           1 YR Libor
   16704574                  6.625                 2515.1       No_PP        No PP           35.39            37.84             5/1LIBOR IO             60           1 YR Libor
   16666882                  5.75                  2102.92      No_PP        No PP           23.24            23.62             3/1LIBOR IO             36           1 YR Libor
   16360981                  7.375                 1141.32      No_PP        No PP             0              38.03               5/1LIBOR               0           1 YR Libor
   16634176                  6.75                  1339.33      No_PP        No PP           15.3             31.18             5/1LIBOR IO             60           1 YR Libor
   16634178                    7                   4229.17      No_PP        No PP           4.67              31.1             5/1LIBOR IO             60           1 YR Libor
   16634179                   6.5                  2992.5       No_PP        No PP           24.94            28.14             5/1LIBOR IO             60           1 YR Libor
   16664256                   6.5                  2642.63      No_PP        No PP           28.21            28.64             5/1LIBOR IO             60           1 YR Libor
   16723792                  5.75                  2957.35      Prepay       36MPP           36.51            41.54             3/1LIBOR IO             36           1 YR Libor
   16770603                   6.5                   2745        No_PP        No PP           27.87            37.81             5/1LIBOR IO             60           1 YR Libor
   16770607                  6.25                  2291.67      No_PP        No PP           13.21            17.85             5/1LIBOR IO             60           1 YR Libor
   16723788                  5.625                  1400        No_PP        No PP           41.88            44.92             3/1LIBOR IO             36           1 YR Libor
   16664241                  6.375                 1418.52      No_PP        No PP           25.2             37.27             5/1LIBOR IO             60           1 YR Libor
   16634168                  6.625                 1667.28      No_PP        No PP           27.51            30.53             5/1LIBOR IO             60           1 YR Libor
   16704558                  5.75                   2085        Prepay       36MPP           31.8             38.84             5/1LIBOR IO             60           1 YR Libor
   16666864                  5.875                 2166.67      No_PP        No PP           26.83            36.05             3/1LIBOR IO             36           1 YR Libor
   16666868                  6.875                   493        No_PP        No PP           13.38            41.48             3/1LIBOR IO             36           1 YR Libor
   16634170                  6.75                  2235.42      No_PP        No PP           2.05             38.55               5/1LIBOR               0           1 YR Libor
   16634172                  6.375                 1921.25      No_PP        No PP           21.35            30.74             5/1LIBOR IO             60           1 YR Libor
   16634173                  7.375                 4473.33      No_PP        No PP           20.23             26.4             5/1LIBOR IO             60           1 YR Libor
   16634174                    6                   2020.83      No_PP        No PP           23.31            37.07             5/1LIBOR IO             60           1 YR Libor
   16664221                  6.875                 3233.85      No_PP        No PP           29.97            39.74               5/1LIBOR               0           1 YR Libor
   16609713                  6.875                 2271.67      No_PP        No PP           19.32            23.03             3/1LIBOR IO             36           1 YR Libor
   16723761                  6.25                  552.08       No_PP        No PP           31.8             34.97             3/1LIBOR IO             36           1 YR Libor
   16664229                  5.625                 1586.51      No_PP        No PP           27.32            32.29               5/1LIBOR               0           1 YR Libor
   16723765                  5.75                  1352.57      No_PP        No PP           37.79            47.22             3/1LIBOR IO             36           1 YR Libor
   16723769                    6                   1708.5       No_PP        No PP           29.38            41.99             3/1LIBOR IO             36           1 YR Libor
   16664235                  6.75                   1330        No_PP        No PP           31.21            35.32             5/1LIBOR IO             60           1 YR Libor
   16666848                  5.875                 3346.35      No_PP        No PP           43.8             46.85             3/1LIBOR IO             36           1 YR Libor
   16666849                  5.875                 1847.84      No_PP        No PP           29.74            47.83             3/1LIBOR IO             36           1 YR Libor
   16666853                  5.75                   484.9       No_PP        No PP           3.79             31.64             3/1LIBOR IO             36           1 YR Libor
   16666855                  6.125                 1970.93      No_PP        No PP           16.03            30.57             3/1LIBOR IO             36           1 YR Libor
   16575446                  7.25                  1028.03      Prepay       36MPP           41.64            41.64             5/6LIBOR IO             120          6 Mo Libor
   16664218                  6.25                  1474.63      No_PP        No PP           13.59            13.59             5/1LIBOR IO             60           1 YR Libor
   16717169                  6.25                  4712.5       No_PP        No PP           29.53            41.23             5/1LIBOR IO             60           1 YR Libor
   16575379                  7.125                  1375        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   15562837                    6                   6474.61      No_PP        No PP           12.57             16.6             5/6LIBOR IO             120          6 Mo Libor
   16572168                  7.125                 1465.78      Prepay       36MPP           22.91            30.23             5/6LIBOR IO             60           6 Mo Libor
   16574856                  7.125                 2735.63      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16574881                  7.375                 801.81       Prepay       36MPP           16.03            41.22               5/6LIBOR               0           6 Mo Libor
   16574968                  8.125                 4356.25      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16574976                  7.125                  1095        Prepay       36MPP           43.07            43.82             5/6LIBOR IO             120          6 Mo Libor
   16575041                  7.375                 343.88       Prepay       5MPP            10.32            30.03               5/6LIBOR               0           6 Mo Libor
   16575078                  7.375                 7265.62      Prepay       6MPP            25.66             32.9             5/6LIBOR IO             120          6 Mo Libor
   16575091                   7.5                    798        No_PP        No PP           14.21             40.4             5/6LIBOR IO             120          6 Mo Libor
   16572080                  6.125                 2811.96      No_PP        No PP           28.01            30.77             5/6LIBOR IO             120          6 Mo Libor
   16572082                   6.5                  798.67       No_PP        No PP           8.58              8.89             7/6LIBOR IO             120          6 Mo Libor
   16572097                    8                   1197.11      No_PP        No PP           20.51             40.7               5/6LIBOR               0           6 Mo Libor
   16571615                  8.125                 5218.9       No_PP        No PP           39.26            41.82               5/6LIBOR               0           6 Mo Libor
   16571622                    8                   486.45       Prepay       36MPP           18.45            26.74               5/6LIBOR               0           6 Mo Libor
   16571628                    8                   743.28       No_PP        No PP           16.58            32.92             5/6LIBOR IO             120          6 Mo Libor
   16571666                  6.875                 1459.67      Prepay       4MPP            34.35            35.78             5/6LIBOR IO             120          6 Mo Libor
   16571706                   7.5                  561.75       Prepay       36MPP           27.61            27.61             5/6LIBOR IO             120          6 Mo Libor
   16571811                    7                   2709.03      Prepay       36MPP           43.38            46.34             5/6LIBOR IO             120          6 Mo Libor
   16571877                    8                   3299.62      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16571882                  6.875                 619.42       Prepay       36MPP           19.46            44.96               5/6LIBOR               0           6 Mo Libor
   16571915                    7                   1219.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16571967                  7.75                  9188.4       No_PP        No PP           25.17            29.74               5/6LIBOR               0           6 Mo Libor
   16571998                  8.125                 4361.41      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16572062                  8.75                  640.74       No_PP        No PP           12.25             48.7               2/6LIBOR               0           6 Mo Libor
   16570714                  7.875                  1210        No_PP        No PP           20.75            39.05             7/6LIBOR IO             120          6 Mo Libor
   16570722                    8                   2493.04      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16570748                   6.5                  2025.83      No_PP        No PP           29.2             36.33             7/6LIBOR IO             120          6 Mo Libor
   16570754                    7                   1679.72      Prepay       36MPP           51.82            52.31               5/6LIBOR               0           6 Mo Libor
   16570772                  8.125                 3938.33      No_PP        No PP           11.67            11.67             5/6LIBOR IO             120          6 Mo Libor
   16571582                  8.125                 860.57       No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   16570641                    7                   611.25       Prepay       36MPP           24.76            49.94               5/6LIBOR               0           6 Mo Libor
   16570670                  7.625                 1612.57      Prepay       6MPP            40.37             52.1             3/6LIBOR BLN             0           6 Mo Libor
   16570672                  7.125                  1000        Prepay       36MPP           32.64            47.64             5/6LIBOR IO             120          6 Mo Libor
   16570265                  7.375                 1141.52      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16570364                  6.625                 1220.16      No_PP        No PP           22.12            32.91               5/6LIBOR               0           6 Mo Libor
   16570393                   6.5                  1612.1       No_PP        No PP           47.77            47.77               5/6LIBOR               0           6 Mo Libor
   16570422                    8                   991.13       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16570532                  7.625                 1810.83      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16570618                    7                   2211.49      No_PP        No PP           19.99            44.91             5/1LIBOR IO             120          1 YR Libor
   16567734                  8.125                 1445.35      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16567794                  7.25                  3679.83      No_PP        No PP           43.98             48.4             5/6LIBOR IO             120          6 Mo Libor
   16567854                  7.375                 391.16       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16567951                    7                   4993.49      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16568170                  8.125                  1870        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16568237                  7.625                 746.67       Prepay       12MPP           63.28            49.04             5/6LIBOR IO             120          6 Mo Libor
   16568786                  6.625                 3935.06      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16568839                   7.5                  3669.82      Prepay       36MPP           32.97            37.85             5/6LIBOR BLN             0           6 Mo Libor
   16568938                  7.375                 4518.41      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16568959                  6.75                  1087.75      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16569006                   7.5                  1181.25      Prepay       6MPP            21.88            46.16             5/6LIBOR IO             120          6 Mo Libor
   16569057                    7                   2099.66      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16569147                  7.75                  8515.3       No_PP        No PP           41.1             42.22             5/6LIBOR IO             120          6 Mo Libor
   16567550                   6.5                  3389.75      No_PP        No PP           27.41            33.09               5/6LIBOR               0           6 Mo Libor
   16567583                   7.5                  944.48       No_PP        No PP           11.11            20.05             5/6LIBOR IO             120          6 Mo Libor
   16567693                  8.125                 2963.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16567714                  7.375                 644.02       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16567628                  7.875                 842.19       No_PP        No PP           15.97            45.46             5/6LIBOR IO             120          6 Mo Libor
   16575280                  7.75                  2196.51      No_PP        No PP           9.15             35.27             5/6LIBOR IO             120          6 Mo Libor
   16575314                  7.375                 826.67       No_PP        No PP           22.41            23.43             5/6LIBOR IO             120          6 Mo Libor
   16575317                    8                    1072        No_PP        No PP            10              42.91             5/6LIBOR IO             120          6 Mo Libor
   16575263                   5.5                  2110.69      No_PP        No PP           42.46            42.46             5/6LIBOR IO             120          6 Mo Libor
   16567389                  8.125                  1411        Prepay       36MPP           33.09            33.09             5/6LIBOR IO             120          6 Mo Libor
   16567397                  7.75                  550.98       No_PP        No PP           14.94            33.92             5/6LIBOR IO             120          6 Mo Libor
   15499345                  5.875                 1038.23      No_PP        No PP           35.42            50.29             5/6LIBOR IO             120          6 Mo Libor
   16672551                    6                   1458.33      No_PP        No PP           43.6              43.6             5/1LIBOR IO             60           1 YR Libor
   16672547                  6.625                 1338.33      No_PP        No PP           27.48            35.12             5/1LIBOR IO             60           1 YR Libor
   16609682                  6.125                  1105        No_PP        No PP           21.34            31.36             3/1LIBOR IO             36           1 YR Libor
   16609683                  6.625                 4141.67      No_PP        No PP           31.06            33.93             3/1LIBOR IO             36           1 YR Libor
   16609687                  6.625                 5322.42      No_PP        No PP           9.72             16.67               3/1LIBOR               0           1 YR Libor
   16692141                  6.75                  3062.5       No_PP        No PP           21.58            21.58             5/1LIBOR IO             60           1 YR Libor
   16672540                  6.625                 2835.94      No_PP        No PP           27.58            29.39             5/1LIBOR IO             60           1 YR Libor
   16208271                  5.985                 505.23       No_PP        No PP           26.79            50.51              10/1LIBOR               0           1 YR Libor
   16664190                  7.25                  811.09       No_PP        No PP           29.82            31.61               5/1LIBOR               0           1 YR Libor
   16609663                  5.875                 1415.78      No_PP        No PP           19.41            25.48             3/1LIBOR IO             36           1 YR Libor
   16634781                    7                   1964.67      No_PP        No PP           14.92            25.41               5/1LIBOR               0           1 YR Libor
   16664189                  7.75                  2392.08      No_PP        No PP            7.1             35.28               5/1LIBOR               0           1 YR Libor
   16672515                  6.375                 1595.52      No_PP        No PP           24.54            38.58             5/1LIBOR IO             60           1 YR Libor
   16770526                    8                   1123.52      No_PP        No PP           3.06             26.74               5/1LIBOR               0           1 YR Libor
   16609660                  6.25                  1214.58      No_PP        No PP           31.96            32.36             3/1LIBOR IO             36           1 YR Libor
   16770519                  6.75                  1516.67      Prepay       36MPP           10.53            33.66             5/1LIBOR IO             60           1 YR Libor
   16770516                   7.5                  2466.61      No_PP        No PP           19.64            27.32               5/1LIBOR               0           1 YR Libor
   16770505                  6.875                 3503.13      No_PP        No PP           33.71            34.55             5/1LIBOR IO             60           1 YR Libor
   16718171                  6.75                   5600        No_PP        No PP           26.42             46.6             5/1LIBOR IO             60           1 YR Libor
   16718160                    6                   1142.16      Prepay       36MPP            3.9             34.65               5/1LIBOR               0           1 YR Libor
   16718164                    6                   1225.28      Prepay       36MPP            3.9             36.16               5/1LIBOR               0           1 YR Libor
   16718166                  5.625                 1910.67      No_PP        No PP           23.48            28.36               5/1LIBOR               0           1 YR Libor
   16649951                  6.625                 2291.67      No_PP        No PP           35.26            36.76             10/1LIBORIO             120          1 YR Libor
   16649952                  6.375                 2981.25      No_PP        No PP           20.95            29.62             10/1LIBORIO             120          1 YR Libor
   16649956                  7.125                  2360        No_PP        No PP           27.06            31.64             10/1LIBORIO             120          1 YR Libor
   16549104                  6.375                 767.95       No_PP        No PP           4.95             22.98               1/1LIBOR               0           1 YR Libor
   16549107                   6.5                   578.1       No_PP        No PP           21.39            37.98               3/1LIBOR               0           1 YR Libor
   16549108                  5.875                 320.77       No_PP        No PP           5.12             35.46             3/1LIBOR IO             120          1 YR Libor
   16549109                  7.25                   1235        No_PP        No PP           30.38            31.49             7/1LIBOR IO             120          1 YR Libor
   16549110                  6.25                  805.38       Prepay       36MPP           17.24            37.27             3/1LIBOR IO             120          1 YR Libor
   16549112                  5.875                 680.13       Prepay       36MPP           15.86             33.9             3/1LIBOR IO             120          1 YR Libor
   16549118                  7.125                 2299.81      No_PP        No PP             0                0                 7/1LIBOR               0           1 YR Libor
   16549119                  7.625                 1330.51      No_PP        No PP           16.5             27.53               5/1LIBOR               0           1 YR Libor
   16549120                   6.5                  1108.78      No_PP        No PP           12.77            25.18               7/1LIBOR               0           1 YR Libor
   16549122                    7                   865.73       No_PP        No PP           0.85              8.29             5/1LIBOR IO             120          1 YR Libor
   16549124                  6.75                  1828.7       No_PP        No PP             0                0               7/1LIBOR IO             120          1 YR Libor
   16549125                   6.5                  637.23       No_PP        No PP             0                0                 3/1LIBOR               0           1 YR Libor
   16549126                  6.375                 1145.88      No_PP        No PP           18.37            37.49               3/1LIBOR               0           1 YR Libor
   16549128                  7.875                 949.31       Prepay       36MPP             0                0                 3/1LIBOR               0           1 YR Libor
   16549132                  8.125                 1143.76      No_PP        No PP           18.09            35.61               3/1LIBOR               0           1 YR Libor
   16549133                  7.125                 1501.21      No_PP        No PP           10.93             23.1             3/1LIBOR IO             120          1 YR Libor
   16549141                  7.375                 1091.45      No_PP        No PP           21.03            36.29             3/1LIBOR IO             120          1 YR Libor
   16549142                    7                   2865.15      No_PP        No PP           18.26            38.53               7/1LIBOR               0           1 YR Libor
   16549145                  7.25                  1506.25      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16549156                  6.625                 520.95       No_PP        No PP             0              26.73               5/1LIBOR               0           1 YR Libor
   16549157                  6.625                 697.08       Prepay       36MPP           8.76               34              3/1LIBOR IO             120          1 YR Libor
   16549159                  6.125                 1383.91      No_PP        No PP           20.09            26.58             3/1LIBOR IO             120          1 YR Libor
   16549164                  6.75                  1268.83      No_PP        No PP           17.66            37.08             5/1LIBOR IO             120          1 YR Libor
   16549165                   7.5                    768        No_PP        No PP           28.88            48.41               7/1LIBOR               0           1 YR Libor
   16549170                  6.625                 618.34       No_PP        No PP             0              25.92               7/1LIBOR               0           1 YR Libor
   16549171                   6.5                  5203.13      No_PP        No PP           35.27            37.54             7/1LIBOR IO             120          1 YR Libor
   16549175                   6.5                  394.16       No_PP        No PP           15.44            30.88               3/1LIBOR               0           1 YR Libor
   16549180                  6.625                 812.46       No_PP        No PP           15.56            33.13               5/1LIBOR               0           1 YR Libor
   16549181                  7.875                 3268.01      No_PP        No PP           11.16            23.03               3/1LIBOR               0           1 YR Libor
   16549185                  6.75                  1045.62      No_PP        No PP           22.53            39.34             5/1LIBOR IO             120          1 YR Libor
   16549187                  6.75                  723.52       No_PP        No PP           29.75            52.59               7/1LIBOR               0           1 YR Libor
   16549196                  7.25                  902.34       No_PP        No PP           27.64            28.93               7/1LIBOR               0           1 YR Libor
   16549202                  7.375                  762.5       No_PP        No PP           21.8             36.44             7/1LIBOR IO             120          1 YR Libor
   16549205                  8.125                 899.93       No_PP        No PP           26.6               27                7/1LIBOR               0           1 YR Libor
   16549208                  6.625                 839.78       No_PP        No PP           17.66            33.14             5/1LIBOR IO             120          1 YR Libor
   16549209                  6.125                 812.02       No_PP        No PP           30.47            44.14             7/1LIBOR IO             120          1 YR Libor
   16549219                  7.125                 3570.8       No_PP        No PP           17.08            42.81               7/1LIBOR               0           1 YR Libor
   16549221                   6.5                  843.33       Prepay       36MPP           30.07            45.33             5/1LIBOR IO             120          1 YR Libor
   16549224                    6                   2155.02      No_PP        No PP           20.93            28.69               7/1LIBOR               0           1 YR Libor
   16549232                    7                   1252.2       Prepay       36MPP           17.24            37.23               3/1LIBOR               0           1 YR Libor
   16549245                  5.875                 1066.35      No_PP        No PP           7.65             22.44             3/1LIBOR IO             120          1 YR Libor
   16549247                    7                   836.01       No_PP        No PP           16.46            34.18               7/1LIBOR               0           1 YR Libor
   16549249                    7                   928.91       No_PP        No PP           27.65            34.83             5/1LIBOR IO             120          1 YR Libor
   16549251                  5.75                   1016        No_PP        No PP           33.13            43.01             7/1LIBOR IO             120          1 YR Libor
   16549266                  6.875                 1353.33      No_PP        No PP           22.97            38.78             3/1LIBOR IO             120          1 YR Libor
   16549267                  8.25                  2060.69      Prepay       36MPP           13.07            32.83               5/1LIBOR               0           1 YR Libor
   16549268                  7.125                 1054.62      No_PP        No PP            27               39.4             7/1LIBOR IO             120          1 YR Libor
   16549289                  7.75                  2132.81      No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16549291                  6.75                  638.63       No_PP        No PP           36.83            49.14             5/1LIBOR IO             120          1 YR Libor
   16549302                  6.625                 3322.92      No_PP        No PP           8.12             26.33             7/1LIBOR IO             120          1 YR Libor
   16549307                  7.375                 1186.72      No_PP        No PP           30.01            41.23             3/1LIBOR IO             120          1 YR Libor
   16549312                  8.75                  1589.13      Prepay       36MPP             0                0                 5/1LIBOR               0           1 YR Libor
   16549317                  6.625                 442.58       No_PP        No PP           14.67            25.02             5/1LIBOR IO             120          1 YR Libor
   16549318                  6.875                 1413.75      No_PP        No PP           15.98            21.71             3/1LIBOR IO             120          1 YR Libor
   16549322                  7.375                 571.08       No_PP        No PP           8.69             42.38             3/1LIBOR IO             120          1 YR Libor
   16549326                  7.125                 801.83       No_PP        No PP           14.04            30.45               3/1LIBOR               0           1 YR Libor
   16665222                   7.5                  632.79       Prepay       36MPP           11.12            43.83             5/6LIBOR BLN             0           6 Mo Libor
   16666581                  6.75                  1508.6       Prepay       12MPP           23.76            49.59               5/6LIBOR               0           6 Mo Libor
   16666584                  7.125                   895        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16645815                   7.5                  1391.25      Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16645867                  7.25                  1194.58      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648150                   7.5                  1099.88      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649627                  8.245                  893.4       No_PP        No PP           29.24            33.57             5/6LIBOR IO             120          6 Mo Libor
   16649646                   8.5                  3845.83      Prepay       4MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16649654                    8                   6650.64      No_PP        No PP           14.11            49.23               5/6LIBOR               0           6 Mo Libor
   16650851                   7.5                  4672.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650959                  6.625                 904.17       Prepay       4MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16653676                  6.585                 2150.44      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16655795                   6.5                  1127.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16655816                    7                   435.12       Prepay       4MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16655864                   8.5                  4585.42      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16655735                   6.5                  2222.92      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658092                   7.5                  1233.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658209                    8                   4536.11      No_PP        No PP           18.89            43.95             5/6LIBOR IO             120          6 Mo Libor
   16658235                  7.125                 1077.66      Prepay       36MPP           9.96             38.12             5/6LIBOR IO             120          6 Mo Libor
   16658125                  6.875                 4180.83      Prepay       4MPP            25.51            35.91             5/6LIBOR IO             120          6 Mo Libor
   16658294                  6.75                  1686.25      No_PP        No PP           24.47            27.27             5/6LIBOR IO             120          6 Mo Libor
   16663572                  6.65                  1547.08      Prepay       36MPP           16.6              48.3             5/6LIBOR IO             120          6 Mo Libor
   16663658                  6.75                  3937.75      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16663695                  7.25                 12120.57      No_PP        No PP           31.44            37.34             5/6LIBOR IO             120          6 Mo Libor
   16663528                  7.875                 5104.69      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16663529                  8.375                  2345        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16631254                  7.375                 658.75       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634036                  8.25                  908.97       Prepay       36MPP           31.19             47.3             5/6LIBOR BLN             0           6 Mo Libor
   16634087                  8.125                 1501.67      Prepay       36MPP           43.48            43.87             5/6LIBOR IO             120          6 Mo Libor
   16634121                  7.375                 1113.58      Prepay       24MPP           9.96             38.69             5/6LIBOR IO             120          6 Mo Libor
   16634123                  7.75                  2952.08      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16633966                  6.19                  4401.43      Prepay       36MPP           36.67            39.89               5/6LIBOR               0           6 Mo Libor
   16640596                  7.875                 737.26       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16643394                  7.375                  761.2       Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16643460                    7                   1352.08      Prepay       36MPP           34.73            42.78             5/6LIBOR IO             120          6 Mo Libor
   16643502                   7.5                   1785        Prepay       36MPP           25.19            46.84             5/6LIBOR IO             120          6 Mo Libor
   16643505                  7.75                  2654.17      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16596088                    7                   1012.21      No_PP        No PP           32.13            35.87             5/6LIBOR BLN             0           6 Mo Libor
   16596904                    7                   1380.97      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16597063                  7.25                  1641.92      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16601727                  6.875                 748.68       Prepay       36MPP           26.96            37.68             5/6LIBOR IO             120          6 Mo Libor
   16603700                  7.375                 3745.84      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605512                  7.375                 1808.34      No_PP        No PP           34.9              42.8             5/6LIBOR IO             120          6 Mo Libor
   16611141                    7                     649        Prepay       36MPP           15.48            25.55             5/6LIBOR IO             120          6 Mo Libor
   16615835                  6.75                   1425        Prepay       36MPP           25.07            43.19             5/6LIBOR IO             120          6 Mo Libor
   16628550                  6.375                   765        Prepay       36MPP           40.37            40.37             5/6LIBOR IO             120          6 Mo Libor
   16649932                  7.625                 880.96       No_PP        No PP           34.94            35.64              10/1LIBOR               0           1 YR Libor
   16590880                  8.125                 5046.87      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16574767                  7.125                   881        Prepay       24MPP           27.21            39.01             2/6LIBOR IO             120          6 Mo Libor
   16564845                  7.624                 3066.28      No_PP        No PP           38.12            38.12             5/6LIBOR IO             120          6 Mo Libor
   16029606                  7.875                  865.4       Prepay       36MPP            25              41.47               5/6LIBOR               0           6 Mo Libor
   16348977                  6.25                  1331.85      No_PP        No PP           20.57             29.8               5/1LIBOR               0           1 YR Libor
   16564649                    8                   2233.33      No_PP        No PP           26.85            38.91             5/6LIBOR IO             120          6 Mo Libor
   16232929                   4.5                  2765.56      No_PP        No PP            9.5              18.9             7/1LIBOR IO             120          1 YR Libor
   16564570                  6.25                  1395.05      No_PP        No PP           11.07            47.56             5/1LIBOR IO             120          1 YR Libor
   16564507                  8.125                 6637.79      Prepay       36MPP           22.43            25.86             5/6LIBOR IO             120          6 Mo Libor
   16468009                  7.875                 1591.74      No_PP        No PP            9.4             43.28             5/6LIBOR IO             120          6 Mo Libor
   16563193                  6.375                 2573.75      No_PP        No PP           32.94            44.59             3/6LIBOR IO             120          6 Mo Libor
   16562675                  8.125                 824.28       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16562676                  8.125                 1676.62      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16562698                  7.25                  822.86       Prepay       36MPP           22.19            40.07             5/6LIBOR IO             60           6 Mo Libor
   16562394                   7.5                  1363.13      No_PP        No PP           7.64             30.06               5/6LIBOR               0           6 Mo Libor
   16552123                  6.75                  374.06       Prepay       36MPP           39.94            39.94             5/6LIBOR IO             120          6 Mo Libor
   16551755                  7.375                 401.19       Prepay       36MPP           9.22             15.36               5/6LIBOR               0           6 Mo Libor
   16551938                  7.875                 659.65       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16551623                  6.375                 1135.05      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16551644                  6.375                 2488.28      No_PP        No PP           21.69            38.71             5/6LIBOR IO             120          6 Mo Libor
   16551691                  7.125                 3955.63      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16551701                  8.125                 855.67       No_PP        No PP           10.83             19.1             5/6LIBOR IO             120          6 Mo Libor
   16551737                  7.25                  1779.17      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16550067                  5.375                 654.01       No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16551520                  7.75                  1272.92      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16389794                  8.375                11433.33      Prepay       36MPP           19.5             24.04             5/6LIBOR IO             120          6 Mo Libor
   16649924                  6.75                   1750        No_PP        No PP           30.29            45.87             7/1LIBOR IO             84           1 YR Libor
   16649926                  6.125                  1649        No_PP        No PP           15.58            20.48             7/1LIBOR IO             84           1 YR Libor
   16649927                  7.25                  2187.5       No_PP        No PP           24.73            32.03             10/1LIBORIO             120          1 YR Libor
   16649922                  5.75                  1710.92      No_PP        No PP           16.22            30.91             3/1LIBOR IO             36           1 YR Libor
   16684835                  6.375                 2164.17      No_PP        No PP            32              38.82             7/1LIBOR IO             84           1 YR Libor
   16649920                  6.25                  1685.3       No_PP        No PP           39.01            43.03               3/1LIBOR               0           1 YR Libor
   16649921                  6.625                 732.67       No_PP        No PP           29.46            33.31             3/1LIBOR IO             36           1 YR Libor
   16132032                    7                   9058.04      No_PP        No PP           32.96            33.35             5/1LIBOR IO             60           1 YR Libor
   16684801                  7.125                 1917.5       Prepay       36MPP           20.81            32.77             7/1LIBOR IO             84           1 YR Libor
   16684489                  6.75                  1896.12      No_PP        No PP           27.13            34.63               5/1LIBOR               0           1 YR Libor
   16684812                  6.625                 6814.84      No_PP        No PP           30.84            36.34             5/1LIBOR IO             60           1 YR Libor
   16649902                   7.5                  1543.54      No_PP        No PP           3.77             30.11             5/1LIBOR IO             60           1 YR Libor
   16649903                  6.125                 1168.75      No_PP        No PP           29.28            32.96             5/1LIBOR IO             60           1 YR Libor
   16649904                  6.75                  3791.67      No_PP        No PP           17.29            32.66             5/1LIBOR IO             60           1 YR Libor
   16684816                  5.875                 2533.74      No_PP        No PP           5.14             17.64               5/1LIBOR               0           1 YR Libor
   16649906                  6.875                 1371.56      No_PP        No PP           15.25            32.98             5/1LIBOR IO             60           1 YR Libor
   16649907                  6.75                  2067.33      No_PP        No PP           19.14             23.2             5/1LIBOR IO             60           1 YR Libor
   16649908                  6.375                 3281.31      No_PP        No PP           35.43            39.31             5/1LIBOR IO             60           1 YR Libor
   16649909                  6.75                  2608.64      No_PP        No PP           22.68            24.23               3/1LIBOR               0           1 YR Libor
   16649910                  5.875                 1078.91      Prepay       36MPP           17.07            26.36             3/1LIBOR IO             36           1 YR Libor
   16649913                  6.25                  2208.33      No_PP        No PP           34.71            42.55             3/1LIBOR IO             36           1 YR Libor
   16649917                  6.25                  1688.18      No_PP        No PP           38.4             44.79               3/1LIBOR               0           1 YR Libor
   16649919                  7.25                  4167.14      No_PP        No PP           17.27            36.15               3/1LIBOR               0           1 YR Libor
   16704383                  6.875                 2968.75      No_PP        No PP           29.9             32.51             5/1LIBOR IO             60           1 YR Libor
   16684474                   6.5                   3375        No_PP        No PP           25.16            36.55             5/1LIBOR IO             60           1 YR Libor
   16684477                  6.875                 1697.78      No_PP        No PP           17.89            28.74               5/1LIBOR               0           1 YR Libor
   16704348                    6                   2339.73      No_PP        No PP           15.69            31.49               5/1LIBOR               0           1 YR Libor
   16684468                  6.75                  823.98       No_PP        No PP           1.25              33.4               5/1LIBOR               0           1 YR Libor
   16629144                  6.25                  2031.25      No_PP        No PP           40.53            41.13             5/1LIBOR IO             60           1 YR Libor
   16629149                   6.5                   1440        No_PP        No PP            32              42.33             5/1LIBOR IO             60           1 YR Libor
   16672415                    6                   1328.12      No_PP        No PP           30.33            36.63             5/1LIBOR IO             60           1 YR Libor
   16629162                  6.875                  1520        No_PP        No PP           20.73            21.11             5/1LIBOR IO             60           1 YR Libor
   16672416                  6.25                  1689.57      Prepay       36MPP           33.98            37.13             5/1LIBOR IO             60           1 YR Libor
   16672417                  6.625                 2425.39      Prepay       36MPP           24.78            30.62               5/1LIBOR               0           1 YR Libor
   16672419                   6.5                  2608.88      No_PP        No PP           33.86            39.76             5/1LIBOR IO             60           1 YR Libor
   16629169                  7.125                 3300.31      No_PP        No PP           21.57            44.51             5/1LIBOR IO             60           1 YR Libor
   16672420                  6.25                  687.92       No_PP        No PP           16.13            41.16             5/1LIBOR IO             60           1 YR Libor
   16672422                  6.75                  4287.5       No_PP        No PP           31.53            36.24             5/1LIBOR IO             60           1 YR Libor
   16672423                   6.5                  967.78       No_PP        No PP           21.17            42.28             5/1LIBOR IO             60           1 YR Libor
   16672424                    6                   908.33       Prepay       36MPP           31.22            46.12             5/1LIBOR IO             60           1 YR Libor
   16672426                  6.75                  2916.67      No_PP        No PP           36.27            43.58             5/1LIBOR IO             60           1 YR Libor
   16672427                  6.625                 1189.7       No_PP        No PP           30.1             39.91               5/1LIBOR               0           1 YR Libor
   16658443                  6.625                 1075.94      No_PP        No PP           10.94              21              5/1LIBOR IO             60           1 YR Libor
   16658447                  6.125                 2847.5       No_PP        No PP           29.77            38.24             5/1LIBOR IO             60           1 YR Libor
   16658451                  6.375                 2302.19      No_PP        No PP           34.41             40.5             5/1LIBOR IO             60           1 YR Libor
   16684292                  6.125                 3793.13      No_PP        No PP           36.94            37.09               7/1LIBOR               0           1 YR Libor
   16658455                    7                   2416.67      No_PP        No PP           36.02            36.16             5/1LIBOR IO             60           1 YR Libor
   16658463                   7.5                  2712.5       No_PP        No PP           16.95            18.82             5/1LIBOR IO             60           1 YR Libor
   16658470                    7                   6041.67      No_PP        No PP           14.39             25.9             5/1LIBOR IO             60           1 YR Libor
   16658472                  7.125                  2950        No_PP        No PP           26.09            34.31             5/1LIBOR IO             60           1 YR Libor
   16704519                  5.875                 890.63       No_PP        No PP           22.08            24.16             3/1LIBOR IO             36           1 YR Libor
   16658490                  7.125                 2624.57      No_PP        No PP           26.75            37.48               5/1LIBOR               0           1 YR Libor
   16684515                    7                   2730.83      No_PP        No PP           25.14            25.14             5/1LIBOR IO             60           1 YR Libor
   16684196                  6.625                 3489.06      No_PP        No PP           33.89            33.89             5/1LIBOR IO             60           1 YR Libor
   16629134                  7.25                   3350        No_PP        No PP           31.9             33.49             5/1LIBOR IO             60           1 YR Libor
   16770409                  6.75                  1866.67      No_PP        No PP           4.96             28.64             5/1LIBOR IO             60           1 YR Libor
   16685423                  6.75                  1763.05      No_PP        No PP           15.79            46.61               5/1LIBOR               0           1 YR Libor
   16650774                  7.375                 731.49       No_PP        No PP           21.55            43.32             5/1LIBOR IO             60           1 YR Libor
   16650775                  7.125                 1996.17      No_PP        No PP           43.63            44.45             5/1LIBOR IO             60           1 YR Libor
   16685426                  6.75                    798        No_PP        No PP           31.16            37.29             5/1LIBOR IO             60           1 YR Libor
   16650776                   6.5                  416.25       No_PP        No PP           17.52            20.73             5/1LIBOR IO             60           1 YR Libor
   16685427                  7.125                 668.67       No_PP        No PP           33.97            40.26             5/1LIBOR IO             60           1 YR Libor
   16650777                    7                   1860.83      No_PP        No PP           9.99             36.79             5/1LIBOR IO             60           1 YR Libor
   16650778                   6.5                  1516.5       No_PP        No PP           33.11            43.54             5/1LIBOR IO             60           1 YR Libor
   16789091                  7.125                 1676.58      No_PP        No PP           18.98             37.9             5/1LIBOR IO             60           1 YR Libor
   16789092                  6.25                  619.67       No_PP        No PP           34.49            39.59             5/1LIBOR IO             60           1 YR Libor
   16789094                  6.25                  826.74       No_PP        No PP           25.47            43.63               5/1LIBOR               0           1 YR Libor
   16789096                  6.75                  2846.67      No_PP        No PP           28.71            34.77             5/1LIBOR IO             60           1 YR Libor
   16789097                  6.25                  1390.55      No_PP        No PP           32.75            48.53               5/1LIBOR               0           1 YR Libor
   16789098                  6.625                 870.83       No_PP        No PP           34.59            48.98             5/1LIBOR IO             60           1 YR Libor
   16789099                  6.375                 1766.67      No_PP        No PP           29.47              47              5/1LIBOR IO             60           1 YR Libor
   16770410                  7.125                 766.64       No_PP        No PP           12.87            40.39               5/1LIBOR               0           1 YR Libor
   16770411                   6.5                  1399.5       No_PP        No PP           28.57            44.35             5/1LIBOR IO             60           1 YR Libor
   16770412                  7.25                   5245        No_PP        No PP           33.09             36.7             5/1LIBOR IO             60           1 YR Libor
   16673341                    7                   1147.07      No_PP        No PP            8.8             15.71               5/1LIBOR               0           1 YR Libor
   16673342                    7                    627.6       No_PP        No PP            8.8             15.71               5/1LIBOR               0           1 YR Libor
   16673343                    7                   803.26       No_PP        No PP            8.8             15.71               5/1LIBOR               0           1 YR Libor
   16770381                   6.5                  1441.5       No_PP        No PP           36.96            44.28             5/1LIBOR IO             60           1 YR Libor
   16673344                    7                   1068.62      No_PP        No PP            8.8             15.71               5/1LIBOR               0           1 YR Libor
   16770463                  7.375                 1698.7       No_PP        No PP           17.74            46.79               5/1LIBOR               0           1 YR Libor
   16770382                   6.5                  2233.12      No_PP        No PP           33.51            47.64               3/1LIBOR               0           1 YR Libor
   16673345                    7                   793.02       No_PP        No PP            8.8             15.71               5/1LIBOR               0           1 YR Libor
   16770464                    7                   845.89       No_PP        No PP           23.08            38.07               5/1LIBOR               0           1 YR Libor
   16770383                  6.75                  378.99       No_PP        No PP             0              47.85             5/1LIBOR IO             60           1 YR Libor
   16673346                    7                   818.61       No_PP        No PP            8.8             15.72               5/1LIBOR               0           1 YR Libor
   16770465                  6.375                 1280.62      No_PP        No PP           34.65            44.08               5/1LIBOR               0           1 YR Libor
   16770384                  6.875                  1520        No_PP        No PP           28.47            35.57             5/1LIBOR IO             60           1 YR Libor
   16673347                    7                   882.05       No_PP        No PP            8.8             15.72               5/1LIBOR               0           1 YR Libor
   16347097                  7.125                 786.67       No_PP        No PP           7.94             15.41             5/1LIBOR IO             60           1 YR Libor
   16770466                  6.25                  680.33       No_PP        No PP           31.83            32.57             5/1LIBOR IO             60           1 YR Libor
   16770385                  6.875                   874        No_PP        No PP           27.46             35.1             5/1LIBOR IO             60           1 YR Libor
   16673348                    7                   731.63       No_PP        No PP            8.8             15.75               5/1LIBOR               0           1 YR Libor
   16770386                  6.625                 1489.58      No_PP        No PP           21.34             47.5             5/1LIBOR IO             60           1 YR Libor
   16673349                    7                   869.77       No_PP        No PP            8.8             15.71               5/1LIBOR               0           1 YR Libor
   16770387                  6.625                 2244.06      No_PP        No PP           49.92            50.21               5/1LIBOR               0           1 YR Libor
   16770388                  7.125                 1491.85      No_PP        No PP           46.21            46.21               5/1LIBOR               0           1 YR Libor
   16770389                  7.125                 840.75       No_PP        No PP           27.84             37.8             5/1LIBOR IO             60           1 YR Libor
   16662900                  6.625                 1707.36      No_PP        No PP           43.25            47.58             5/1LIBOR IO             60           1 YR Libor
   16673350                  7.125                 1926.72      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16662901                  6.75                  1241.33      No_PP        No PP           43.27            48.87             5/1LIBOR IO             60           1 YR Libor
   16673351                    7                   2585.83      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16662902                  6.375                 599.33       No_PP        No PP           36.87             44.2               5/1LIBOR               0           1 YR Libor
   16770470                   6.5                  3567.28      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16662903                    7                   1735.17      No_PP        No PP           6.31             30.19             5/1LIBOR IO             60           1 YR Libor
   16673352                  6.625                 3373.91      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16770471                  6.625                 354.74       No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   16770390                  6.375                 1844.09      No_PP        No PP           23.86             44.8               5/1LIBOR               0           1 YR Libor
   16673353                  7.125                 1563.5       No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16380637                  6.625                 719.13       No_PP        No PP           25.05            30.62             5/1LIBOR IO             60           1 YR Libor
   16662904                    7                   604.17       No_PP        No PP           3.45             23.49             5/1LIBOR IO             60           1 YR Libor
   16770472                  6.875                 1094.79      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   16770391                    7                   1991.95      No_PP        No PP           47.94            47.94               5/1LIBOR               0           1 YR Libor
   16673354                  7.375                 2523.35      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16662905                  6.875                 765.34       No_PP        No PP           34.52            45.99               5/1LIBOR               0           1 YR Libor
   16770473                  6.625                 2417.49      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770392                  6.625                 650.83       No_PP        No PP           28.12            28.32             5/1LIBOR IO             60           1 YR Libor
   16662906                  6.75                  1061.82      No_PP        No PP           35.59            45.13               5/1LIBOR               0           1 YR Libor
   16770474                  6.625                 2877.34      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   16770393                  7.25                    685        No_PP        No PP           42.29            42.29             5/1LIBOR IO             60           1 YR Libor
   16673356                  6.75                  332.65       Prepay       60MPP           6.26             18.72               5/1LIBOR               0           1 YR Libor
   16770475                    7                   1688.38      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   16770394                  7.375                 1397.92      No_PP        No PP           20.03             43.6             5/1LIBOR IO             60           1 YR Libor
   16673357                  7.75                   1349        No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16770476                  6.75                  3663.33      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16770395                  6.875                 1377.5       No_PP        No PP           33.51            47.65             5/1LIBOR IO             60           1 YR Libor
   16673358                  7.375                 1728.33      No_PP        No PP           10.05            41.55             5/1LIBOR IO             60           1 YR Libor
   16770396                  6.625                 656.92       No_PP        No PP           31.59            42.65               5/1LIBOR               0           1 YR Libor
   16673359                  6.875                 2775.72      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770479                  6.625                  919.7       No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   16770398                   7.5                  5063.33      No_PP        No PP           15.55            44.35             5/1LIBOR IO             60           1 YR Libor
   16770399                  6.625                 1581.25      No_PP        No PP           12.43            26.66             5/1LIBOR IO             60           1 YR Libor
   16673360                  7.75                  1846.48      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16673361                  6.75                  816.01       No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16770481                  6.75                  3659.16      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16673363                  6.875                 3562.5       No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16673364                  6.625                 3218.95      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770483                  6.625                 3259.9       No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16673365                  6.75                  1137.66      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770484                   6.5                  2478.8       No_PP        No PP           30.35            49.73             5/1LIBOR IO             60           1 YR Libor
   16673366                  6.75                  1266.73      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770485                  6.75                  1071.88      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16673367                  6.125                 2510.16      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16770486                  6.875                 1793.72      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16673368                  6.625                  388.9       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770487                  6.125                 3743.21      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16673369                  6.375                 3864.58      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16789100                  7.25                  3107.3       No_PP        No PP           48.05            49.85               5/1LIBOR               0           1 YR Libor
   16673370                  6.625                 2105.47      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16673371                  6.25                  4876.81      No_PP        No PP           29.48            42.95             5/1LIBOR IO             60           1 YR Libor
   16789102                  7.25                  1538.27      No_PP        No PP           26.43            38.47               5/1LIBOR               0           1 YR Libor
   16673372                    7                   617.46       No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16789103                  6.625                 698.97       No_PP        No PP           37.57            42.51               5/1LIBOR               0           1 YR Libor
   16789104                    7                   422.92       No_PP        No PP           21.74            30.94             5/1LIBOR IO             60           1 YR Libor
   16789105                  6.625                 657.71       No_PP        No PP           30.13            42.16             5/1LIBOR IO             60           1 YR Libor
   16789106                  6.25                  1385.49      No_PP        No PP           19.14            42.51               5/1LIBOR               0           1 YR Libor
   16789107                    7                   2264.82      No_PP        No PP           44.75            47.95               5/1LIBOR               0           1 YR Libor
   16789108                   6.5                  1887.93      No_PP        No PP           21.04            31.76               5/1LIBOR               0           1 YR Libor
   16789109                  6.125                 1098.01      No_PP        No PP           43.56            43.56               5/1LIBOR               0           1 YR Libor
   16717849                  6.875                 1358.21      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16677497                  7.125                 1353.72      No_PP        No PP           40.12            46.94               5/1LIBOR               0           1 YR Libor
   16677498                    7                    1595        No_PP        No PP           31.85            39.12             5/1LIBOR IO             60           1 YR Libor
   16677499                  6.875                 1104.89      No_PP        No PP           25.36            29.93               3/1LIBOR               0           1 YR Libor
   16789110                  6.625                 1742.17      No_PP        No PP           20.28            31.52               5/1LIBOR               0           1 YR Libor
   16789111                  6.25                   1235        No_PP        No PP           38.44            46.31             5/1LIBOR IO             60           1 YR Libor
   16662850                  6.875                 1054.24      No_PP        No PP           21.81            42.59             5/1LIBOR IO             60           1 YR Libor
   16717850                  7.125                 1183.07      No_PP        No PP           18.21            45.09             5/1LIBOR IO             60           1 YR Libor
   16789112                  6.625                 1164.17      No_PP        No PP           31.53            44.52             5/1LIBOR IO             60           1 YR Libor
   16662851                  6.25                  1176.12      No_PP        No PP           32.77            39.23               5/1LIBOR               0           1 YR Libor
   16662852                  6.625                 1038.58      No_PP        No PP           32.01            39.56             5/1LIBOR IO             60           1 YR Libor
   16789113                   6.5                  1597.5       No_PP        No PP           13.45            44.22             5/1LIBOR IO             60           1 YR Libor
   16717851                  6.625                 1507.65      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16717852                  7.25                    790        No_PP        No PP           26.07            26.07             5/1LIBOR IO             60           1 YR Libor
   16789114                  6.375                 1157.17      No_PP        No PP           33.62            47.48             5/1LIBOR IO             60           1 YR Libor
   16662853                    7                   3552.5       No_PP        No PP           39.41            44.76             5/1LIBOR IO             60           1 YR Libor
   16789115                  6.375                 717.14       No_PP        No PP           24.38            34.21               5/1LIBOR               0           1 YR Libor
   16717853                   6.5                  933.98       No_PP        No PP           30.3             47.05               5/1LIBOR               0           1 YR Libor
   16662854                  7.375                 2237.58      No_PP        No PP           40.11             44.3             5/1LIBOR IO             60           1 YR Libor
   16717854                  7.25                   2975        No_PP        No PP           36.34            39.35             5/1LIBOR IO             60           1 YR Libor
   16789116                    7                    768.5       No_PP        No PP           29.27            46.95             5/1LIBOR IO             60           1 YR Libor
   16717855                  6.875                 2749.06      No_PP        No PP           7.21             41.54             5/1LIBOR IO             60           1 YR Libor
   16717856                  6.875                 2749.06      No_PP        No PP           7.73             32.47             5/1LIBOR IO             60           1 YR Libor
   16662857                  7.125                 1097.34      No_PP        No PP           28.16            28.46               5/1LIBOR               0           1 YR Libor
   16789118                    7                   1580.5       No_PP        No PP           23.43            39.07             5/1LIBOR IO             60           1 YR Libor
   16717857                  6.75                   2660        No_PP        No PP           38.83            39.05             5/1LIBOR IO             60           1 YR Libor
   16662858                  6.625                 3419.43      No_PP        No PP           27.46            34.77             5/1LIBOR IO             60           1 YR Libor
   16789119                    8                   2062.5       No_PP        No PP           16.27            46.03             5/1LIBOR IO             60           1 YR Libor
   16717858                    7                    1102        No_PP        No PP           23.71            38.26             5/1LIBOR IO             60           1 YR Libor
   16662859                  6.875                 1353.37      No_PP        No PP           18.97            37.99               5/1LIBOR               0           1 YR Libor
   16717859                  6.625                 1277.06      No_PP        No PP           25.61            31.96               5/1LIBOR               0           1 YR Libor
   16662860                  6.625                 859.26       No_PP        No PP           34.48            43.71               5/1LIBOR               0           1 YR Libor
   16650728                  6.75                  1729.78      No_PP        No PP           26.73            32.81               5/1LIBOR               0           1 YR Libor
   16717860                  7.375                 2770.42      No_PP        No PP           34.25            35.74             5/1LIBOR IO             60           1 YR Libor
   16662861                  8.25                  815.04       No_PP        No PP             0              45.34               5/1LIBOR               0           1 YR Libor
   16650729                   6.5                  2170.64      No_PP        No PP           27.11            41.74             5/1LIBOR IO             60           1 YR Libor
   16662862                   6.5                   1242        No_PP        No PP           37.58            49.08             5/1LIBOR IO             60           1 YR Libor
   16789123                  6.25                  1618.09      No_PP        No PP           41.37            44.27               5/1LIBOR               0           1 YR Libor
   16662863                  7.125                 2713.39      No_PP        No PP           30.97            41.91             5/1LIBOR IO             60           1 YR Libor
   16662864                  7.875                 660.83       No_PP        No PP           39.6              39.6             5/1LIBOR IO             60           1 YR Libor
   16789125                  6.375                 861.25       No_PP        No PP           20.96            39.32             5/1LIBOR IO             60           1 YR Libor
   16662865                   6.5                  1203.79      No_PP        No PP           26.45            48.24               5/1LIBOR               0           1 YR Libor
   16662866                  7.625                 1311.03      No_PP        No PP           39.23            39.23             5/1LIBOR IO             60           1 YR Libor
   16789127                  6.375                 1821.88      No_PP        No PP           35.39            43.29             5/1LIBOR IO             60           1 YR Libor
   16662867                  7.375                 1613.76      No_PP        No PP           29.7              29.7               5/1LIBOR               0           1 YR Libor
   16789128                    7                   1456.58      No_PP        No PP           35.38            44.54               5/1LIBOR               0           1 YR Libor
   16662868                  6.375                 1372.82      No_PP        No PP           30.16             35.4               5/1LIBOR               0           1 YR Libor
   16662869                  7.375                 706.58       No_PP        No PP           13.04            43.68             5/1LIBOR IO             60           1 YR Libor
   16650730                   6.5                  1098.41      No_PP        No PP           37.23            39.16               5/1LIBOR               0           1 YR Libor
   16650732                    7                   586.04       No_PP        No PP           47.73            51.31             5/1LIBOR IO             60           1 YR Libor
   16608614                   7.5                  1343.33      No_PP        No PP           18.59            26.22             5/1LIBOR IO             60           1 YR Libor
   16650734                    7                   529.36       No_PP        No PP           17.83            42.86               5/1LIBOR               0           1 YR Libor
   16650735                   6.5                    945        No_PP        No PP           34.64            41.47             5/1LIBOR IO             60           1 YR Libor
   16650736                  7.25                  1081.26      No_PP        No PP           12.3             37.14               5/1LIBOR               0           1 YR Libor
   16650737                  7.375                 776.23       No_PP        No PP           35.67            36.86             5/1LIBOR IO             60           1 YR Libor
   16662870                  7.375                 1557.14      No_PP        No PP           24.9             48.41               5/1LIBOR               0           1 YR Libor
   16650738                  7.75                  901.32       No_PP        No PP           13.6             45.16             5/1LIBOR IO             60           1 YR Libor
   16717870                  6.125                 7720.38      No_PP        No PP           34.23            44.19              10/1LIBOR               0           1 YR Libor
   16662871                    7                   708.57       No_PP        No PP           27.5             38.21             5/1LIBOR IO             60           1 YR Libor
   16717871                  5.75                  2128.4       No_PP        No PP           8.02             23.21               7/1LIBOR               0           1 YR Libor
   16662872                  6.625                 939.58       No_PP        No PP           7.33              24.6             3/1LIBOR IO             36           1 YR Libor
   16717872                  5.875                 1555.48      No_PP        No PP           22.58            36.98               7/1LIBOR               0           1 YR Libor
   16662873                  6.875                 1947.5       No_PP        No PP           19.86            31.52             5/1LIBOR IO             60           1 YR Libor
   16662874                  7.25                    710        No_PP        No PP           44.82            51.17             5/1LIBOR IO             60           1 YR Libor
   16717873                  6.625                 2353.66      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16717874                  6.875                 2980.63      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16662875                  6.875                 1026.74      No_PP        No PP           30.62            32.42               5/1LIBOR               0           1 YR Libor
   16662876                  7.375                 894.67       No_PP        No PP            21              27.29             5/1LIBOR IO             60           1 YR Libor
   16717875                  6.875                 1398.28      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16717876                  6.75                  2222.5       No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16662877                  7.75                  677.32       No_PP        No PP           10.84             45.8             5/1LIBOR IO             60           1 YR Libor
   16717877                  7.375                 713.45       No_PP        No PP             0                0                 3/1LIBOR               0           1 YR Libor
   16662878                    7                   944.92       No_PP        No PP           26.28            37.67             5/1LIBOR IO             60           1 YR Libor
   16717878                  6.25                  758.48       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16662879                  6.375                 723.89       No_PP        No PP           38.86            47.54             5/1LIBOR IO             60           1 YR Libor
   16717879                  6.25                  442.44       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16650740                  7.375                 864.17       No_PP        No PP           22.89            23.72             5/1LIBOR IO             60           1 YR Libor
   16650742                  7.375                 983.63       No_PP        No PP           36.94             37.6             5/1LIBOR IO             60           1 YR Libor
   16650743                  7.125                 2099.65      No_PP        No PP           39.52            45.33               5/1LIBOR               0           1 YR Libor
   16650744                  6.875                   665        No_PP        No PP           20.49            42.97             5/1LIBOR IO             60           1 YR Libor
   16650745                  7.25                    795        No_PP        No PP           9.27             21.18             5/1LIBOR IO             60           1 YR Libor
   16650746                  7.375                 1641.92      No_PP        No PP           35.23            38.56             5/1LIBOR IO             60           1 YR Libor
   16650747                  7.375                 767.24       No_PP        No PP           25.96            34.71               5/1LIBOR               0           1 YR Libor
   16662880                  6.875                 2446.25      No_PP        No PP           33.84            40.47             5/1LIBOR IO             60           1 YR Libor
   16650748                  7.25                   2905        No_PP        No PP           11.3             29.22             5/1LIBOR IO             60           1 YR Libor
   16650749                   6.5                  747.48       No_PP        No PP           40.54            41.15             5/1LIBOR IO             60           1 YR Libor
   16717880                  6.75                  1674.75      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16662881                    7                    623.5       No_PP        No PP           26.88            43.07             5/1LIBOR IO             60           1 YR Libor
   16717881                  6.875                 1204.57      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16662882                  6.625                 2596.18      No_PP        No PP           24.43            40.66               5/1LIBOR               0           1 YR Libor
   16662883                  7.375                 1438.58      No_PP        No PP           35.52            42.66             5/1LIBOR IO             60           1 YR Libor
   16717882                  6.25                  2669.33      No_PP        No PP           7.75             15.08             5/1LIBOR IO             60           1 YR Libor
   16717883                  6.625                 2241.76      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16662884                   6.5                    504        No_PP        No PP           15.63            19.02             5/1LIBOR IO             60           1 YR Libor
   16662885                  7.125                 577.71       No_PP        No PP           6.28             31.19             5/1LIBOR IO             60           1 YR Libor
   16717884                  6.625                 2606.77      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16717885                  6.625                 1007.89      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16662886                   7.5                  1210.94      No_PP        No PP           22.29            31.91             5/1LIBOR IO             60           1 YR Libor
   16662887                  7.25                  1417.5       No_PP        No PP           37.99            43.39             5/1LIBOR IO             60           1 YR Libor
   16662888                  7.125                 870.22       No_PP        No PP           38.09            40.45             5/1LIBOR IO             60           1 YR Libor
   16662889                  7.25                   1315        No_PP        No PP           32.39            37.31             5/1LIBOR IO             60           1 YR Libor
   16405022                   7.5                  1214.17      No_PP        No PP           30.79            48.32             5/1LIBOR IO             60           1 YR Libor
   16685400                   6.5                   923.6       No_PP        No PP           12.64            39.79               5/1LIBOR               0           1 YR Libor
   16650750                  6.625                 1443.75      No_PP        No PP           41.55            49.19             5/1LIBOR IO             60           1 YR Libor
   16685401                  6.875                 800.37       No_PP        No PP           23.9             30.15               5/1LIBOR               0           1 YR Libor
   16650751                  6.625                 2744.27      No_PP        No PP           25.65            34.46             5/1LIBOR IO             60           1 YR Libor
   16685402                  6.25                  1357.68      No_PP        No PP           39.92            44.91               5/1LIBOR               0           1 YR Libor
   16685404                  7.375                 962.59       No_PP        No PP           17.75            33.04               5/1LIBOR               0           1 YR Libor
   16650754                   6.5                  2923.88      No_PP        No PP           22.09            46.62             5/1LIBOR IO             60           1 YR Libor
   16650755                  7.375                 991.25       No_PP        No PP           47.29            47.29             5/1LIBOR IO             60           1 YR Libor
   16685406                    7                   1529.75      No_PP        No PP           33.07             48.4             5/1LIBOR IO             60           1 YR Libor
   16650756                  6.375                 1501.67      No_PP        No PP           47.55            47.89             5/1LIBOR IO             60           1 YR Libor
   16685408                  7.25                   1405        No_PP        No PP           31.02            41.11             5/1LIBOR IO             60           1 YR Libor
   16662890                    7                   1664.51      No_PP        No PP           21.69            40.67               5/1LIBOR               0           1 YR Libor
   16650758                  7.375                 1302.34      No_PP        No PP           16.95            43.13               5/1LIBOR               0           1 YR Libor
   16650759                  6.25                   692.9       No_PP        No PP           32.28            43.02             5/1LIBOR IO             60           1 YR Libor
   16685409                  7.25                   1960        No_PP        No PP           30.45            40.18             5/1LIBOR IO             60           1 YR Libor
   16662891                  7.25                   1600        No_PP        No PP           16.83            38.94             5/1LIBOR IO             60           1 YR Libor
   16770416                   6.5                  757.56       No_PP        No PP           21.33            26.95               5/1LIBOR               0           1 YR Libor
   16770417                  5.875                 610.46       No_PP        No PP           25.14            33.77             5/1LIBOR IO             60           1 YR Libor
   16772011                   7.5                  1383.7       No_PP        No PP           34.01            43.83             5/6LIBOR IO             60           6 Mo Libor
   16731861                  6.165                 1673.54      No_PP        No PP           19.84            25.37             5/6LIBOR IO             120          6 Mo Libor
   16731935                  8.205                 445.65       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16732031                  7.725                 1093.75      Prepay       36MPP             8              25.38             5/6LIBOR IO             120          6 Mo Libor
   16728653                    7                   6145.83      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16729783                  6.185                 1532.67      No_PP        No PP           29.46            40.29             5/6LIBOR IO             120          6 Mo Libor
   16731502                  7.75                  1787.5       Prepay       36MPP           11.15             45.4             3/6LIBOR IO             120          6 Mo Libor
   16549441                  7.125                  3500        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16549443                  6.624                 2661.49      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16549488                  5.625                 1940.46      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16549515                  7.25                   965.2       No_PP        No PP           12.29            27.25             5/6LIBOR IO             120          6 Mo Libor
   16377946                   7.5                  6562.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16723416                   6.5                   372.4       Prepay       36MPP           8.03             32.32             5/6LIBOR IO             120          6 Mo Libor
   16723623                    8                   3261.02      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16723670                   7.5                  5044.27      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16723677                  7.875                 3821.47      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16723546                   6.2                  2576.11      No_PP        No PP           35.97             44.3             5/6LIBOR IO             120          6 Mo Libor
   16723591                  7.25                  3045.87      No_PP        No PP           43.03            49.21             5/6LIBOR IO             120          6 Mo Libor
   16723618                  7.875                  6820        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16723298                   7.5                  6562.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16721959                  7.625                  1205        Prepay       36MPP             0              40.54             5/6LIBOR IO             120          6 Mo Libor
   16721960                  7.875                 3262.53      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16721873                  7.075                 1285.75      Prepay       36MPP           34.09            44.53             5/6LIBOR IO             120          6 Mo Libor
   16722018                  6.875                 5514.53      No_PP        No PP           39.62            42.67             5/6LIBOR IO             120          6 Mo Libor
   16722062                   7.5                  3092.25      No_PP        No PP           41.8             44.79             5/6LIBOR IO             120          6 Mo Libor
   16722071                  7.875                 3140.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16722081                   7.5                  3284.86      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16722161                   6.5                  1347.22      No_PP        No PP           27.13             39.4             3/6LIBOR BLN             0           6 Mo Libor
   16718415                  7.375                 981.02       Prepay       36MPP           15.59            38.99             5/6LIBOR IO             120          6 Mo Libor
   16718448                  7.125                 1415.43      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16718515                    8                   3564.4       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16718754                  5.875                 2213.54      Prepay       6MPP              0                0               7/6LIBOR IO             120          6 Mo Libor
   16718759                  5.75                  2128.44      Prepay       36MPP           32.76            37.25             5/6LIBOR IO             120          6 Mo Libor
   16718798                  7.25                  1906.25      No_PP        No PP           42.98            42.98             5/6LIBOR IO             60           6 Mo Libor
   16715044                  8.615                 3082.37      No_PP        No PP           44.48            46.19             2/6LIBOR BLN             0           6 Mo Libor
   16715083                  7.625                 3013.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16715190                    8                   4847.03      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16715285                  7.875                 3125.58      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16717254                  6.25                  1582.85      Prepay       36MPP           31.19             31.7               5/6LIBOR               0           6 Mo Libor
   16718220                  5.875                 3385.42      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16718276                  6.25                  1941.12      No_PP        No PP           26.19             37.4             5/6LIBOR IO             60           6 Mo Libor
   16710818                   7.5                  7382.81      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16710827                  7.75                  997.51       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16710830                   6.5                  1988.02      Prepay       36MPP           32.93            33.82             7/6LIBOR IO             120          6 Mo Libor
   16710839                  8.255                 1198.72      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16710882                  7.625                 588.98       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16710924                  8.555                 1778.45      No_PP        No PP           16.55            44.05               5/6LIBOR               0           6 Mo Libor
   16710972                  5.75                  2307.08      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16711057                  7.25                  5826.41      Prepay       6MPP            33.66            37.69             5/6LIBOR IO             120          6 Mo Libor
   16711072                  8.475                 811.46       No_PP        No PP           26.67            34.51             5/6LIBOR IO             120          6 Mo Libor
   16711168                   7.5                  6275.39      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16711173                  7.375                 4004.17      Prepay       36MPP           32.29            36.37             5/6LIBOR IO             120          6 Mo Libor
   16711238                  7.375                 1472.5       Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16711240                   6.5                  2900.39      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16711354                    7                   3315.24      Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16713773                  7.375                 6296.87      Prepay       36MPP           24.43            33.61             5/6LIBOR IO             120          6 Mo Libor
   16713797                   7.5                  902.48       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16713907                  7.71                  1212.31      Prepay       36MPP           30.11            48.12               5/6LIBOR               0           6 Mo Libor
   16713990                  7.875                 1414.77      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16714192                  7.125                 1244.6       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16714726                  7.02                  725.79       No_PP        No PP           20.34            48.84               5/6LIBOR               0           6 Mo Libor
   16714753                    6                   4876.88      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16710245                  7.125                  1188        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16710900                  7.125                 924.83       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16710105                    8                   4104.42      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16710144                  7.845                 2612.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16709662                  7.805                 1746.04      No_PP        No PP             0                0               7/6LIBOR IO             84           6 Mo Libor
   16709710                  6.25                  1069.32      No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16706741                   6.5                  1856.25      No_PP        No PP           28.58            36.06             5/6LIBOR IO             60           6 Mo Libor
   16706811                  6.25                  2583.75      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16707247                  7.125                 1299.5       Prepay       36MPP           26.62            28.81             5/6LIBOR IO             120          6 Mo Libor
   16707718                  6.375                  2385        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16707784                    8                  10747.92      No_PP        No PP           6.71             49.59             5/1LIBOR IO             120          1 YR Libor
   16707842                  6.125                 2342.71      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16704133                  6.875                 1625.21      Prepay       36MPP           42.69             43.3             10/6LIBORIO             120          6 Mo Libor
   16704171                    8                    1675        No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16704229                  7.625                 2027.67      No_PP        No PP           36.31            45.07             5/6LIBOR IO             60           6 Mo Libor
   16704277                  7.13                  847.95       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16704287                    8                   1619.17      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16704628                  7.095                 1077.78      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16704696                  6.875                 1933.33      Prepay       5MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16706494                  7.375                 1885.83      Prepay       36MPP           32.3             32.54             5/6LIBOR IO             60           6 Mo Libor
   16706519                  8.75                  2628.04      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16706525                  6.125                 505.66       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16706542                  6.375                 7762.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16706553                  6.125                 1896.21      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16706610                  6.625                 2595.83      No_PP        No PP           44.59             42.1             5/6LIBOR IO             120          6 Mo Libor
   16697912                  7.125                  3750        Prepay       36MPP           38.43            39.85             5/6LIBOR IO             120          6 Mo Libor
   16703985                  8.225                 1284.08      No_PP        No PP            10              27.86             5/6LIBOR IO             120          6 Mo Libor
   16704090                  8.125                 356.78       Prepay       36MPP           26.51            48.35               7/6LIBOR               0           6 Mo Libor
   16704110                  6.11                  1886.41      No_PP        No PP           14.33            47.95               3/6LIBOR               0           6 Mo Libor
   16775765                  7.625                 5107.01      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16776347                  7.625                 815.95       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16776450                  6.75                  2058.22      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16787163                  7.875                 1289.07      Prepay       4MPP            19.81            39.39             5/6LIBOR IO             120          6 Mo Libor
   16549204                  7.25                  918.31       No_PP        No PP           24.56            38.49             5/1LIBOR IO             120          1 YR Libor
   16549206                   6.5                  1284.77      No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16549210                  7.125                 743.45       No_PP        No PP           14.33            37.19             3/1LIBOR IO             120          1 YR Libor
   16549211                    7                   960.51       No_PP        No PP           22.64             38.8               7/1LIBOR               0           1 YR Libor
   16549212                  6.75                  1738.11      No_PP        No PP             0                0                 7/1LIBOR               0           1 YR Libor
   16549213                  7.875                 1554.8       No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16549215                  7.625                 727.39       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16549216                  6.75                  1562.16      No_PP        No PP             0                0                 2/1LIBOR               0           1 YR Libor
   16549217                  6.875                 1670.83      No_PP        No PP           23.54            42.03               7/1LIBOR               0           1 YR Libor
   16549220                  7.25                  1636.17      No_PP        No PP             0                0                 7/1LIBOR               0           1 YR Libor
   16549222                  6.875                 1777.94      No_PP        No PP           32.3             38.26               7/1LIBOR               0           1 YR Libor
   16549223                  6.375                 1752.86      No_PP        No PP           18.28            35.92               5/1LIBOR               0           1 YR Libor
   16549226                  6.75                  502.25       No_PP        No PP           19.92            33.22             7/1LIBOR IO             120          1 YR Libor
   16549227                  6.625                 3007.81      No_PP        No PP           18.09            39.11             7/1LIBOR IO             120          1 YR Libor
   16549229                  6.125                 1318.28      No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16549230                   6.5                  1115.16      No_PP        No PP           31.08            41.19             7/1LIBOR IO             120          1 YR Libor
   16549231                  6.625                 1489.58      No_PP        No PP           9.19             11.49             5/1LIBOR IO             120          1 YR Libor
   16549233                  6.625                 3652.34      No_PP        No PP           24.41            37.86             5/1LIBOR IO             120          1 YR Libor
   16549234                    7                   1720.83      No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16549235                  6.75                  885.94       Prepay       36MPP           18.96            32.01             5/1LIBOR IO             120          1 YR Libor
   16549236                  6.625                 1042.31      No_PP        No PP             0                0               7/1LIBOR IO             120          1 YR Libor
   16549237                  7.375                 599.64       No_PP        No PP             0                0                 3/1LIBOR               0           1 YR Libor
   16549239                  7.125                 915.56       No_PP        No PP           14.37            21.78               7/1LIBOR               0           1 YR Libor
   16549240                  7.25                  1664.14      Prepay       36MPP           4.42             37.87               5/1LIBOR               0           1 YR Libor
   16549241                  5.375                 2105.94      No_PP        No PP           10.71            37.82               1/1LIBOR               0           1 YR Libor
   16549242                  8.25                  2046.08      Prepay       36MPP           8.53             39.13               5/1LIBOR               0           1 YR Libor
   16549243                  6.75                  898.62       No_PP        No PP           16.87            32.31             7/1LIBOR IO             120          1 YR Libor
   16549244                  6.25                  1564.37      No_PP        No PP           17.44            33.48               5/1LIBOR               0           1 YR Libor
   16549248                   6.5                  1216.91      No_PP        No PP           10.93            34.34             5/1LIBOR IO             120          1 YR Libor
   16549252                   6.5                  1775.54      No_PP        No PP           7.48             32.21               5/1LIBOR               0           1 YR Libor
   16549253                   6.5                  1133.44      No_PP        No PP           26.16            44.09             7/1LIBOR IO             120          1 YR Libor
   16549254                  6.625                 2091.15      No_PP        No PP             0                0               7/1LIBOR IO             120          1 YR Libor
   16549255                  7.25                  702.43       No_PP        No PP           18.26            40.26             5/1LIBOR IO             120          1 YR Libor
   16549257                  6.625                 702.76       No_PP        No PP           14.45            38.95             7/1LIBOR IO             120          1 YR Libor
   16549258                  6.375                 2153.12      No_PP        No PP           26.21            39.62             7/1LIBOR IO             120          1 YR Libor
   16549259                  8.25                  1505.92      Prepay       36MPP             0                0                 5/1LIBOR               0           1 YR Libor
   16549260                  7.125                 496.72       No_PP        No PP           29.3             34.38             3/1LIBOR IO             120          1 YR Libor
   16549261                  6.75                  616.93       No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16549262                    7                   1184.17      No_PP        No PP           26.02            39.95             7/1LIBOR IO             120          1 YR Libor
   16549264                  8.125                 327.67       No_PP        No PP             0                0                 7/1LIBOR               0           1 YR Libor
   16549265                  8.25                  1655.48      Prepay       36MPP           6.13             32.53               5/1LIBOR               0           1 YR Libor
   16549271                  6.75                  1336.11      No_PP        No PP           31.28            37.11             7/1LIBOR IO             120          1 YR Libor
   16549272                  5.75                  561.63       No_PP        No PP           4.29              9.75               5/1LIBOR               0           1 YR Libor
   16549273                  5.75                   611.1       No_PP        No PP           4.29             10.16               5/1LIBOR               0           1 YR Libor
   16549274                  5.75                  561.63       No_PP        No PP           4.29             10.14               5/1LIBOR               0           1 YR Libor
   16549275                  6.75                  568.75       No_PP        No PP           13.92            22.38             7/1LIBOR IO             120          1 YR Libor
   16549276                    7                   712.31       No_PP        No PP           27.34            33.76             7/1LIBOR IO             120          1 YR Libor
   16549277                  7.375                 825.16       No_PP        No PP             0                0                 3/1LIBOR               0           1 YR Libor
   16549278                  6.75                  1217.34      No_PP        No PP           25.32            39.16               7/1LIBOR               0           1 YR Libor
   16549279                  6.875                 801.56       No_PP        No PP           27.82            36.09             5/1LIBOR IO             120          1 YR Libor
   16549280                  6.25                  1004.79      No_PP        No PP           29.31            37.38             3/1LIBOR IO             120          1 YR Libor
   16549281                  6.25                  2670.42      No_PP        No PP             0                0               7/1LIBOR IO             120          1 YR Libor
   16549282                  5.875                 2567.55      No_PP        No PP           8.77             15.77               2/1LIBOR               0           1 YR Libor
   16549283                  6.875                 2491.65      No_PP        No PP           18.38            35.38               3/1LIBOR               0           1 YR Libor
   16549284                  6.75                  1604.17      No_PP        No PP            14              20.78             7/1LIBOR IO             120          1 YR Libor
   16549285                  7.75                  493.09       No_PP        No PP            16              26.03               5/1LIBOR               0           1 YR Libor
   16549286                  6.625                 618.75       No_PP        No PP           24.44            31.89             7/1LIBOR IO             120          1 YR Libor
   16549287                  6.625                 2739.4       No_PP        No PP           27.59            27.96               7/1LIBOR               0           1 YR Libor
   16549288                  7.125                 329.57       No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16549292                   7.5                  1907.72      Prepay       36MPP             0                0               3/1LIBOR IO             120          1 YR Libor
   16549293                  6.125                 1464.42      No_PP        No PP           6.28              29.7             3/1LIBOR IO             120          1 YR Libor
   16549295                  6.625                 859.38       No_PP        No PP           28.4             48.48             7/1LIBOR IO             120          1 YR Libor
   16549296                  7.375                 2078.94      Prepay       36MPP             0                0               3/1LIBOR IO             120          1 YR Libor
   16549297                  6.375                 6072.92      No_PP        No PP           25.94            28.24             7/1LIBOR IO             120          1 YR Libor
   16549298                   6.5                  1761.72      No_PP        No PP           10.85             28.3             3/1LIBOR IO             120          1 YR Libor
   16549300                  7.25                  1354.69      No_PP        No PP           17.19            27.89             7/1LIBOR IO             120          1 YR Libor
   16549301                  6.25                  1461.15      No_PP        No PP           22.38            38.19             7/1LIBOR IO             120          1 YR Libor
   16549303                  7.625                 991.17       Prepay       36MPP           12.81            36.62               5/1LIBOR               0           1 YR Libor
   16549304                  6.625                 877.66       No_PP        No PP           23.65            38.03               7/1LIBOR               0           1 YR Libor
   16549305                  7.875                 1247.81      No_PP        No PP           5.98             18.67             3/1LIBOR IO             120          1 YR Libor
   16549308                  7.25                  1104.2       No_PP        No PP           10.37            30.26               5/1LIBOR               0           1 YR Libor
   16549309                   6.5                  3009.5       No_PP        No PP           17.04            26.01               7/1LIBOR               0           1 YR Libor
   16549310                    8                   1292.18      No_PP        No PP           10.79            22.56               5/1LIBOR               0           1 YR Libor
   16549311                  6.625                 2690.13      No_PP        No PP           20.67            38.43               5/1LIBOR               0           1 YR Libor
   16549313                  6.875                 1043.73      No_PP        No PP           13.41            38.85               2/1LIBOR               0           1 YR Libor
   16549314                  7.125                 1218.75      No_PP        No PP           13.03            31.91             3/1LIBOR IO             120          1 YR Libor
   16549319                  7.125                 643.28       No_PP        No PP           10.2             35.16               3/1LIBOR               0           1 YR Libor
   16549321                  7.75                  1294.18      No_PP        No PP           8.19             28.67               3/1LIBOR               0           1 YR Libor
   16549323                  7.125                 460.96       No_PP        No PP           16.47            33.78               3/1LIBOR               0           1 YR Libor
   16549324                  7.375                 955.83       No_PP        No PP           15.02            30.37             3/1LIBOR IO             120          1 YR Libor
   16549325                  7.25                  2883.2       No_PP        No PP           6.59             36.89             3/1LIBOR IO             120          1 YR Libor
   16549100                  6.25                  935.21       No_PP        No PP           8.28               41                5/1LIBOR               0           1 YR Libor
   16549101                  6.875                 3261.03      No_PP        No PP           6.97              42.7             3/1LIBOR IO             120          1 YR Libor
   16549102                  6.625                 3565.39      No_PP        No PP           17.42            38.79             5/1LIBOR IO             120          1 YR Libor
   16549103                   7.5                  2414.34      No_PP        No PP           6.42             36.69             3/1LIBOR IO             120          1 YR Libor
   16549106                  7.125                 5468.13      No_PP        No PP           11.24            32.77             3/1LIBOR IO             120          1 YR Libor
   16549113                   7.5                  3467.95      No_PP        No PP           15.73            35.53             3/1LIBOR IO             120          1 YR Libor
   16549114                  7.25                  1153.71      No_PP        No PP             0                0                 7/1LIBOR               0           1 YR Libor
   16549115                   7.5                  1322.53      No_PP        No PP             0                0                 3/1LIBOR               0           1 YR Libor
   16549116                  6.75                  877.87       No_PP        No PP           2.63             31.39               5/1LIBOR               0           1 YR Libor
   16549117                  6.75                  3117.19      No_PP        No PP           20.43            37.32             3/1LIBOR IO             120          1 YR Libor
   16549121                  7.125                 727.82       No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16549123                   6.5                  1861.98      No_PP        No PP           21.58            38.11             3/1LIBOR IO             120          1 YR Libor
   16549134                  6.25                  1624.46      No_PP        No PP           21.84            35.31             7/1LIBOR IO             120          1 YR Libor
   16549135                  6.625                 790.38       No_PP        No PP           11.61            39.18               3/1LIBOR               0           1 YR Libor
   16549136                  7.625                 1038.52      No_PP        No PP           33.33            38.48             7/1LIBOR IO             120          1 YR Libor
   16549137                  7.75                  467.78       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16549138                  7.25                  1011.25      No_PP        No PP           25.93            46.19             5/1LIBOR IO             120          1 YR Libor
   16549139                    7                   1916.92      No_PP        No PP           15.92            31.42               5/1LIBOR               0           1 YR Libor
   16549140                  6.625                 1271.87      No_PP        No PP           31.64             45.6             7/1LIBOR IO             120          1 YR Libor
   16549144                   7.5                  1278.26      No_PP        No PP           19.24            35.15               7/1LIBOR               0           1 YR Libor
   16549146                  6.875                 2096.62      No_PP        No PP           25.9             36.04               7/1LIBOR               0           1 YR Libor
   16549147                   6.5                  1912.11      Prepay       36MPP           16.78            32.37             3/1LIBOR IO             120          1 YR Libor
   16549148                  7.125                 1083.09      No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16549149                  7.625                 2755.96      No_PP        No PP             0                0               7/1LIBOR IO             120          1 YR Libor
   16549150                   6.5                  1043.16      No_PP        No PP             0                0               7/1LIBOR IO             120          1 YR Libor
   16549151                  7.25                  2606.25      No_PP        No PP             0                0               7/1LIBOR IO             120          1 YR Libor
   16549152                  7.125                 1243.83      No_PP        No PP           6.56             39.28             5/1LIBOR IO             120          1 YR Libor
   16549153                  6.75                  840.86       No_PP        No PP             0                0               7/1LIBOR IO             120          1 YR Libor
   16549154                  7.25                  996.39       No_PP        No PP           35.4             42.94               7/1LIBOR               0           1 YR Libor
   16549158                  7.125                 3072.92      No_PP        No PP           14.45            23.08             7/1LIBOR IO             120          1 YR Libor
   16549160                  7.25                  1612.5       No_PP        No PP           25.19            39.87             7/1LIBOR IO             120          1 YR Libor
   16549163                  8.125                 425.65       Prepay       36MPP           23.75            37.83               5/1LIBOR               0           1 YR Libor
   16549166                  7.125                 801.19       No_PP        No PP           10.15            38.65               5/1LIBOR               0           1 YR Libor
   16549167                  7.875                 1676.56      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16549168                  6.625                 657.32       No_PP        No PP           14.6             33.44               1/1LIBOR               0           1 YR Libor
   16549169                  6.625                 889.17       No_PP        No PP           36.41            46.13             7/1LIBOR IO             120          1 YR Libor
   16549177                  6.875                 999.19       No_PP        No PP           3.42              35.5             5/1LIBOR IO             120          1 YR Libor
   16549178                  7.625                  730.9       No_PP        No PP           21.35            38.89             5/1LIBOR IO             120          1 YR Libor
   16549179                  6.625                 1452.34      No_PP        No PP           11.85            33.79             7/1LIBOR IO             120          1 YR Libor
   16549182                  6.375                 1184.22      No_PP        No PP           36.43            36.43             7/1LIBOR IO             120          1 YR Libor
   16549183                   7.5                  1719.39      No_PP        No PP             0                0                 7/1LIBOR               0           1 YR Libor
   16549184                  7.25                  1027.85      No_PP        No PP           10.37            43.21               5/1LIBOR               0           1 YR Libor
   16549186                    6                   2601.54      No_PP        No PP           3.78             11.08               3/1LIBOR               0           1 YR Libor
   16549188                  7.125                 1391.72      No_PP        No PP           16.85             37.9             3/1LIBOR IO             120          1 YR Libor
   16549189                  6.625                 1065.62      No_PP        No PP           35.7             44.22             7/1LIBOR IO             120          1 YR Libor
   16549190                  7.125                 787.37       No_PP        No PP           4.38              7.54               5/1LIBOR               0           1 YR Libor
   16549191                   6.5                   570.9       No_PP        No PP           27.42            29.05             7/1LIBOR IO             120          1 YR Libor
   16549192                   6.5                  1242.83      No_PP        No PP           25.23             41.5             5/1LIBOR IO             120          1 YR Libor
   16549193                   6.5                  1242.83      No_PP        No PP           25.23             41.5             5/1LIBOR IO             120          1 YR Libor
   16549194                  7.75                  1748.33      No_PP        No PP           20.62            48.32             5/1LIBOR IO             120          1 YR Libor
   16549195                  6.625                 1310.53      No_PP        No PP           26.16            37.04             7/1LIBOR IO             120          1 YR Libor
   16549197                  4.625                 390.54       No_PP        No PP           15.62            46.79               2/1LIBOR               0           1 YR Libor
   16549199                    7                    436.6       No_PP        No PP           12.13            30.45               5/1LIBOR               0           1 YR Libor
   16549200                  7.375                 1977.73      Prepay       36MPP             0                0               5/1LIBOR IO             120          1 YR Libor
   16549201                  7.25                  1524.57      No_PP        No PP           39.5              39.5               7/1LIBOR               0           1 YR Libor
   16549203                  6.375                 609.69       No_PP        No PP           38.77            44.15             7/1LIBOR IO             120          1 YR Libor
   16666521                  7.875                  3300        Prepay       24MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16671370                   7.5                  2546.25      Prepay       4MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16727981                  7.125                  2305        Prepay       24MPP           19.08            37.64             5/6LIBOR IO             120          6 Mo Libor
   16728186                  6.75                  3598.13      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16731337                    8                   1384.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16710613                  7.895                 1657.37      Prepay       12MPP           16.38            43.56             5/6LIBOR IO             120          6 Mo Libor
   16713499                  7.25                  3380.42      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16714664                  7.125                 1474.08      Prepay       36MPP           39.97            40.18             5/6LIBOR BLN             0           6 Mo Libor
   16716245                  7.375                 3177.5       Prepay       4MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16697279                  8.08                  1372.56      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16700047                  7.555                 2138.96      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16706330                   7.5                  1673.72      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16707371                  7.875                 3395.73      Prepay       12MPP           43.96            47.51               5/6LIBOR               0           6 Mo Libor
   16709234                  8.25                  891.25       Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16709323                  6.555                  712.5       Prepay       12MPP           23.61            26.18             5/6LIBOR IO             120          6 Mo Libor
   16691981                  6.495                 1393.75      Prepay       36MPP           9.38             32.55             5/6LIBOR IO             120          6 Mo Libor
   16691825                  6.75                  1134.96      Prepay       24MPP           27.94            47.25             5/6LIBOR BLN             0           6 Mo Libor
   16693091                  7.25                  857.82       No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16693274                  6.935                 1230.61      Prepay       36MPP           15.45            26.22               5/6LIBOR               0           6 Mo Libor
   16695691                  8.32                  2821.26      Prepay       24MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16695811                  7.82                  1648.91      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16695844                  7.375                 3616.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16685302                  6.54                  1404.59      Prepay       12MPP           22.7             42.43             5/6LIBOR IO             120          6 Mo Libor
   16683733                  6.68                  1505.94      Prepay       24MPP           28.04            35.08             5/6LIBOR IO             120          6 Mo Libor
   16687910                  7.25                  1100.43      Prepay       24MPP           15.72            22.67             5/6LIBOR BLN             0           6 Mo Libor
   16687844                  6.75                  2493.75      Prepay       12MPP             0                0               10/6LIBORIO             120          6 Mo Libor
   16687968                  8.875                 1581.33      No_PP        No PP           20.64             46.4             5/6LIBOR BLN             0           6 Mo Libor
   16671400                  7.625                 2646.67      Prepay       36MPP           27.44            41.38             5/6LIBOR IO             120          6 Mo Libor
   16671404                  8.135                 3577.5       No_PP        No PP           5.31             45.93             5/6LIBOR IO             120          6 Mo Libor
   16676363                  7.125                 1381.95      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16676389                    9                   5645.5       Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16679040                  6.125                 1756.38      Prepay       24MPP           16.62            36.69             5/6LIBOR BLN             0           6 Mo Libor
   16679030                    7                   3994.79      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16679211                  6.62                  2245.88      Prepay       12MPP           45.66            47.78             5/6LIBOR IO             120          6 Mo Libor
   16681010                    7                   1543.22      Prepay       12MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16681073                  7.625                 3893.75      No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16681141                   6.5                  4812.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16681174                  6.33                  1048.44      Prepay       36MPP           10.24            12.73             5/6LIBOR IO             120          6 Mo Libor
   16683767                  7.25                  4441.56      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16001495                  7.625                 6608.33      No_PP        No PP           15.07            18.25             5/6LIBOR IO             120          6 Mo Libor
   16684787                   6.5                  3545.44      No_PP        No PP           32.88            42.31             5/1LIBOR IO             60           1 YR Libor
   16708220                  6.875                 5937.5       No_PP        No PP           32.38            35.25             5/1LIBOR IO             60           1 YR Libor
   16684797                   6.5                  5619.38      No_PP        No PP           23.65            40.62             5/1LIBOR IO             60           1 YR Libor
   16684798                   6.5                  3622.5       No_PP        No PP           34.28            35.25             5/1LIBOR IO             60           1 YR Libor
   16629124                  7.125                 4669.4       No_PP        No PP           28.35            30.76             5/1LIBOR IO             60           1 YR Libor
   16664037                  6.625                 3162.5       No_PP        No PP           40.6             44.74             5/1LIBOR IO             60           1 YR Libor
   16629127                  6.625                 2108.33      No_PP        No PP           25.71            34.05             5/1LIBOR IO             60           1 YR Libor
   16629128                  6.875                 4607.5       Prepay       36MPP           31.85            31.97             5/1LIBOR IO             60           1 YR Libor
   16708332                    7                   3409.86      No_PP        No PP            5.9             21.47               5/1LIBOR               0           1 YR Libor
   16546428                  7.125                 2031.25      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16546459                  8.125                 3431.28      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16546465                    8                    904.5       No_PP        No PP           13.87            22.52             5/6LIBOR IO             120          6 Mo Libor
   16545340                  7.125                 513.28       No_PP        No PP           19.55            44.98             5/6LIBOR IO             120          6 Mo Libor
   16545342                  7.125                 515.63       No_PP        No PP           19.55            40.04             5/6LIBOR IO             120          6 Mo Libor
   16544147                  8.125                 741.04       Prepay       36MPP           7.83              48.3               5/6LIBOR               0           6 Mo Libor
   16544229                  6.75                  3403.57      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16544235                  8.25                  933.35       No_PP        No PP           9.07             25.01               5/6LIBOR               0           6 Mo Libor
   16545471                    8                   10887.5      Prepay       6MPP            4.49             17.19             5/6LIBOR IO             120          6 Mo Libor
   16545476                  7.75                  6770.83      Prepay       36MPP           18.14            44.83             5/6LIBOR IO             120          6 Mo Libor
   16545994                   7.5                  670.69       No_PP        No PP           4.74             19.16             5/6LIBOR IO             120          6 Mo Libor
   16545037                    6                   1168.75      No_PP        No PP           29.11            42.35             3/1LIBOR IO             120          1 YR Libor
   16545056                  8.125                  620.5       Prepay       12MPP           25.06            41.54             5/6LIBOR IO             120          6 Mo Libor
   16545063                  7.125                 12187.5      No_PP        No PP           21.17             22.9             5/6LIBOR IO             120          6 Mo Libor
   16546204                  6.875                 1271.13      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16544008                  8.25                  921.68       No_PP        No PP           11.17            37.43               5/6LIBOR               0           6 Mo Libor
   16544014                  7.25                  811.98       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16544048                  7.625                 3719.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16540343                  7.625                  3500        Prepay       36MPP           20.39            47.08             5/6LIBOR IO             120          6 Mo Libor
   16540413                  7.625                 1012.8       Prepay       36MPP           21.89            36.05             5/6LIBOR IO             120          6 Mo Libor
   16540851                  7.75                  4896.57      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16468506                  8.375                 2333.33      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16468509                  7.624                 3706.9       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16540173                  7.125                 2595.94      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16540186                  7.75                  727.26       Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16540221                  8.25                  2731.25      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16468084                  8.25                  628.45       No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16468099                  7.375                 2066.67      No_PP        No PP           18.16            47.66             5/6LIBOR IO             120          6 Mo Libor
   16468348                    8                    3283        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16422833                  8.25                  641.68       No_PP        No PP            25              41.26               5/6LIBOR               0           6 Mo Libor
   16422875                    7                   1573.03      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16422694                  7.25                   1281        No_PP        No PP           18.9             38.59             5/1LIBOR IO             120          1 YR Libor
   16420115                  8.125                 758.43       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16420123                   6.5                  4182.67      No_PP        No PP           32.46            35.12               5/6LIBOR               0           6 Mo Libor
   16419352                  7.75                  754.38       No_PP        No PP           17.61            42.84               5/6LIBOR               0           6 Mo Libor
   16419638                  6.624                 2443.54      No_PP        No PP           26.81            54.37             5/6LIBOR IO             120          6 Mo Libor
   16407198                  7.875                 930.82       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16406836                  8.25                  1197.44      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16405521                    8                   960.94       No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16405554                  7.625                 1317.33      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16405601                  7.25                  1089.18      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16404460                  6.625                 1395.24      No_PP        No PP           33.9              33.9             5/6LIBOR IO             120          6 Mo Libor
   16404341                  7.625                  1328        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16402724                  7.375                 377.81       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16402818                  7.75                  497.66       Prepay       36MPP           16.25            27.01             5/6LIBOR IO             120          6 Mo Libor
   16402340                   7.5                  1432.92      Prepay       36MPP           35.85            41.36             5/6LIBOR IO             60           6 Mo Libor
   16402039                  7.875                 1160.5       Prepay       36MPP           12.19            17.17             5/6LIBOR IO             120          6 Mo Libor
   16401936                   8.5                  621.22       Prepay       12MPP           19.54            38.34             5/6LIBOR IO             120          6 Mo Libor
   16713963                   7.5                   3675        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16713895                  6.375                 1975.16      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   15985573                  6.875                  5075        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16713593                  6.375                 739.41       No_PP        No PP           16.43            23.92               5/6LIBOR               0           6 Mo Libor
   16713566                  7.31                  1312.81      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16711204                  7.625                  3040        Prepay       12MPP           12.31            34.82             5/6LIBOR IO             120          6 Mo Libor
   16344507                    8                   2686.97      No_PP        No PP           0.01              27.2             5/6LIBOR IO             120          6 Mo Libor
   16342525                  7.875                 3237.44      No_PP        No PP           26.05            41.09             5/1LIBOR IO             120          1 YR Libor
   16341970                  8.125                 482.88       No_PP        No PP           12.96            40.31               5/6LIBOR               0           6 Mo Libor
   16339274                  6.125                 2647.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16339323                  7.125                 419.53       No_PP        No PP           2.54             14.19               5/6LIBOR               0           6 Mo Libor
   16339186                  6.375                  751.5       No_PP        No PP           29.07            47.07             7/6LIBOR IO             120          6 Mo Libor
   16339239                  7.25                  1042.08      Prepay       36MPP           32.05            43.77             5/6LIBOR IO             120          6 Mo Libor
   16329978                  8.125                 8598.28      Prepay       12MPP           25.96            26.97             5/6LIBOR IO             120          6 Mo Libor
   16329820                    7                   1856.02      Prepay       36MPP           31.38            38.05             5/6LIBOR IO             60           6 Mo Libor
   16329673                  5.625                 1308.34      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16323371                  6.625                 1096.67      Prepay       36MPP           24.79            25.24             5/6LIBOR IO             120          6 Mo Libor
   16306421                   6.5                  980.55       No_PP        No PP           23.12            35.11             5/6LIBOR IO             120          6 Mo Libor
   16303796                  7.625                  1856        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16300682                  7.125                 1272.57      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16300517                   7.5                  550.87       No_PP        No PP           27.52            33.71             10/6LIBORIO             120          6 Mo Libor
   16300473                  7.375                 493.68       No_PP        No PP           32.23            46.26             5/6LIBOR IO             120          6 Mo Libor
   16296595                   7.5                  1342.57      No_PP        No PP           18.28            26.72             5/6LIBOR IO             60           6 Mo Libor
   16295703                   6.5                  1524.07      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16295338                  6.375                 1476.56      No_PP        No PP           24.73            42.41             5/6LIBOR IO             60           6 Mo Libor
   16290952                   6.5                  872.44       No_PP        No PP           35.48            46.69             5/6LIBOR IO             60           6 Mo Libor
   16235375                  6.625                 711.26       No_PP        No PP           29.46            44.98             5/6LIBOR IO             120          6 Mo Libor
   16235036                  7.125                 552.78       Prepay       36MPP           19.01            29.22               5/6LIBOR               0           6 Mo Libor
   16233605                  6.875                 2342.44      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16230570                  7.25                  871.74       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16659250                  7.625                 1494.4       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16659256                    7                   1917.5       No_PP        No PP           6.41             23.38             5/6LIBOR IO             120          6 Mo Libor
   16659272                    8                   1015.47      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16659274                   7.5                  703.83       No_PP        No PP           5.43             36.86             5/6LIBOR IO             120          6 Mo Libor
   16659321                   7.5                  3740.13      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16659120                  7.25                  1000.78      Prepay       36MPP           11.4             33.83             5/6LIBOR IO             60           6 Mo Libor
   16659131                  7.75                   1820        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16659212                  7.624                 1204.65      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16659221                  6.875                 1063.33      Prepay       36MPP           8.41             46.47             5/6LIBOR IO             60           6 Mo Libor
   16659047                  7.75                   386.1       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16658696                  7.375                 3242.73      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658783                  7.285                 1593.75      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658889                  7.375                 2609.17      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658899                  7.625                 1706.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658919                   7.5                  1416.98      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658483                  7.875                 673.13       Prepay       36MPP           10.41            21.99               5/6LIBOR               0           6 Mo Libor
   16658497                   6.7                  1686.99      No_PP        No PP           36.32            48.62             5/6LIBOR IO             120          6 Mo Libor
   16658500                  7.875                 552.93       Prepay       36MPP           10.41            21.69               5/6LIBOR               0           6 Mo Libor
   16658515                  8.375                 344.53       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658939                  7.25                  7116.67      Prepay       36MPP           37.3             39.96             5/6LIBOR IO             120          6 Mo Libor
   16658955                  6.875                  3625        No_PP        No PP           28.59             35.1             5/6LIBOR IO             120          6 Mo Libor
   16658994                   7.5                  9810.93      Prepay       36MPP           29.23            34.39             5/6LIBOR IO             120          6 Mo Libor
   16659007                  7.75                   502.4       Prepay       12MPP           13.12            36.37             5/6LIBOR IO             60           6 Mo Libor
   16659021                   7.5                  1164.95      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16659023                  7.625                   770        Prepay       12MPP           23.28            49.83             5/6LIBOR IO             120          6 Mo Libor
   16659024                  7.75                  6738.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658556                   6.5                  3669.53      No_PP        No PP           44.7             49.48             5/6LIBOR IO             120          6 Mo Libor
   16658565                  6.375                  3375        Prepay       36MPP            25              34.63             5/6LIBOR IO             120          6 Mo Libor
   16658569                   7.5                   3360        Prepay       36MPP           41.61            41.61             5/6LIBOR IO             120          6 Mo Libor
   16658613                  5.625                 1307.02      No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16658623                  7.125                 1494.5       No_PP        No PP           32.61            48.19             5/6LIBOR IO             120          6 Mo Libor
   16658629                  7.25                  2036.13      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16656849                  5.875                 2531.25      Prepay       6MPP            25.46            31.29             5/6LIBOR IO             120          6 Mo Libor
   16656946                  7.625                 1253.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656986                    6                   1600.55      No_PP        No PP           30.04             44.3             7/6LIBOR IO             120          6 Mo Libor
   16658421                  7.625                   710        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658424                  7.75                  710.94       Prepay       36MPP           17.32             36.5             5/6LIBOR IO             120          6 Mo Libor
   16658429                   7.5                  970.33       No_PP        No PP           11.17            24.49             5/6LIBOR IO             120          6 Mo Libor
   16658435                   7.5                  708.23       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658477                  7.25                  1105.62      Prepay       36MPP           23.21            32.92             5/6LIBOR IO             120          6 Mo Libor
   16658363                  6.625                 628.83       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658374                  9.375                  617.9       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16658418                   6.5                  3279.39      Prepay       24MPP           30.69            40.19               5/6LIBOR               0           6 Mo Libor
   16656632                  7.375                 854.44       Prepay       36MPP           8.41              38.1             5/6LIBOR IO             60           6 Mo Libor
   16656648                  7.75                  1087.02      No_PP        No PP           6.24             41.33               5/6LIBOR               0           6 Mo Libor
   16656661                   7.5                    588        Prepay       36MPP           13.31            19.37             5/6LIBOR IO             120          6 Mo Libor
   16656737                   7.5                   3150        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656844                    6                   2433.13      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656540                  8.375                 729.17       Prepay       6MPP            13.64             39.4             5/6LIBOR IO             120          6 Mo Libor
   16656462                  6.625                 699.07       No_PP        No PP           21.86            54.06             5/1LIBOR IO             120          1 YR Libor
   16656504                  7.625                  7750        Prepay       36MPP           38.9             39.98             5/6LIBOR IO             120          6 Mo Libor
   16656514                  6.75                   3705        Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16656531                  8.375                 670.83       Prepay       6MPP            13.64            39.04             5/6LIBOR IO             120          6 Mo Libor
   16656261                  7.875                 833.25       Prepay       36MPP           23.75            31.79             5/6LIBOR IO             60           6 Mo Libor
   16656292                  7.75                   980.1       Prepay       36MPP           21.47            45.15               5/6LIBOR               0           6 Mo Libor
   16656311                  7.75                  3683.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656320                  7.125                  317.5       No_PP        No PP           23.82            44.58             7/6LIBOR IO             120          6 Mo Libor
   16656329                  7.375                 893.83       Prepay       36MPP           32.64            42.92             5/6LIBOR IO             120          6 Mo Libor
   16656333                  7.75                  1709.97      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656340                  7.75                  1543.75      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16656390                  7.875                 552.94       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16656400                  8.125                   850        No_PP        No PP            20               45.6             7/6LIBOR IO             120          6 Mo Libor
   16651822                  7.875                 1512.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16654484                  6.624                 949.54       No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16653825                  7.375                 3135.66      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16653833                    8                   6002.08      Prepay       36MPP           36.91            48.69             5/6LIBOR IO             120          6 Mo Libor
   16654550                  6.625                 902.42       Prepay       6MPP            37.02            34.62             5/6LIBOR IO             60           6 Mo Libor
   16655962                  6.75                  897.75       No_PP        No PP           27.33            47.16             5/6LIBOR IO             120          6 Mo Libor
   16655979                  8.755                 1083.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16653856                    8                    719.9       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16653890                   7.5                  2990.3       Prepay       36MPP           1.01             14.95             5/6LIBOR IO             120          6 Mo Libor
   16653949                  7.75                  3076.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16653963                   6.5                  1079.09      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16654011                  7.625                   440        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16654016                  7.75                  1619.04      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16654054                   6.5                  730.47       No_PP        No PP           22.65            41.28             5/6LIBOR IO             120          6 Mo Libor
   16654055                  6.625                 3733.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16654072                    8                    594.1       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16654086                  7.875                 2015.75      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16654089                  7.75                  1164.58      Prepay       36MPP           13.06            46.58             5/6LIBOR IO             120          6 Mo Libor
   16654113                  7.125                  2925        No_PP        No PP           34.86            43.47             5/6LIBOR IO             60           6 Mo Libor
   16654121                   6.5                  1159.58      Prepay       36MPP           34.66            42.38             5/6LIBOR IO             120          6 Mo Libor
   16654137                  7.25                  1034.43      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16654150                  8.125                 1240.29      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16654162                  7.625                 1364.67      Prepay       36MPP           33.69            37.27             5/6LIBOR IO             120          6 Mo Libor
   16654193                   7.5                  4670.53      No_PP        No PP           32.66            49.14             5/6LIBOR IO             120          6 Mo Libor
   16654199                  5.25                  873.75       No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16654245                  7.75                  974.46       Prepay       36MPP           24.55             43.1             5/6LIBOR IO             120          6 Mo Libor
   16654302                  6.125                 3520.7       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16655985                  8.755                 916.25       Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16655989                   8.5                  4181.6       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16655990                    8                   393.34       Prepay       6MPP            21.81            49.15               5/6LIBOR               0           6 Mo Libor
   16655999                   8.5                  1867.82      No_PP        No PP           6.26             30.96             5/6LIBOR IO             120          6 Mo Libor
   16656011                  6.625                 685.42       No_PP        No PP             0                0               10/6LIBORIO             120          6 Mo Libor
   16656022                  6.625                   980        Prepay       12MPP           33.24            36.36             5/6LIBOR IO             120          6 Mo Libor
   16656086                  7.75                  297.92       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656101                  7.125                  4120        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656125                  7.93                  1558.85      No_PP        No PP           12.47            33.54             5/6LIBOR IO             120          6 Mo Libor
   16656144                  6.125                 2134.17      Prepay       6MPP            39.81            45.48             5/6LIBOR IO             60           6 Mo Libor
   16654360                  7.875                 691.17       Prepay       36MPP             0                0                 5/1LIBOR               0           1 YR Libor
   16656160                  7.625                  9750        No_PP        No PP           5.69             32.32             5/6LIBOR IO             120          6 Mo Libor
   16654401                  7.125                 5859.38      Prepay       36MPP           29.98            35.67             5/6LIBOR IO             120          6 Mo Libor
   16654410                  7.375                 6776.41      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651668                   7.5                  6890.63      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651734                  7.875                 751.27       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16650400                  6.875                 3448.82      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651466                   6.5                  3208.33      No_PP        No PP           33.57            40.36             5/6LIBOR IO             120          6 Mo Libor
   16651474                  6.875                 2247.5       No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16651487                  6.75                  878.75       Prepay       36MPP           35.49            35.49             5/6LIBOR IO             120          6 Mo Libor
   16651497                  6.58                  1010.21      Prepay       36MPP           25.12            40.19             5/6LIBOR IO             120          6 Mo Libor
   16650454                    8                   3734.63      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16650491                  7.75                  969.58       Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16651527                   6.5                  3695.89      No_PP        No PP           43.7             44.44             5/6LIBOR IO             120          6 Mo Libor
   16650532                  7.25                  986.48       Prepay       36MPP           23.26            44.17             5/6LIBOR IO             60           6 Mo Libor
   16650577                    8                   742.58       Prepay       24MPP           34.52            43.46             5/6LIBOR IO             120          6 Mo Libor
   16651555                  7.125                  2195        No_PP        No PP             0                0               2/6LIBOR IO             120          6 Mo Libor
   16651590                  6.75                  1483.76      Prepay       36MPP           31.85            34.73             5/6LIBOR IO             120          6 Mo Libor
   16651593                    7                   795.89       Prepay       12MPP           2.95             15.52             5/6LIBOR IO             120          6 Mo Libor
   16650619                    8                   3697.56      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651125                    7                   3867.23      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16651130                  7.625                  2880        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651154                  7.125                  5500        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651183                  7.375                 3430.67      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651190                  7.25                  397.93       Prepay       36MPP           20.57            46.36             5/6LIBOR IO             120          6 Mo Libor
   16651235                  6.375                 4432.5       No_PP        No PP           44.34             45.1             5/6LIBOR IO             120          6 Mo Libor
   16651259                  7.875                 715.21       Prepay       36MPP           44.9              44.9               5/6LIBOR               0           6 Mo Libor
   16651261                  7.875                 8423.58      No_PP        No PP           23.53            25.31               5/6LIBOR               0           6 Mo Libor
   16651286                    8                    1675        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651307                  7.875                  3905        No_PP        No PP           6.25             33.86             5/6LIBOR IO             120          6 Mo Libor
   16651359                  7.875                  3245        Prepay       4MPP            17.98            49.98             5/6LIBOR IO             120          6 Mo Libor
   16651360                   7.5                  6379.7       Prepay       36MPP           26.37            34.68             5/6LIBOR IO             120          6 Mo Libor
   16651408                  6.75                  2042.5       Prepay       6MPP            42.83            42.96             5/6LIBOR IO             120          6 Mo Libor
   16651434                  7.875                 438.28       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651436                  6.875                 809.58       Prepay       6MPP            21.31            38.03             5/6LIBOR IO             60           6 Mo Libor
   16651452                  8.125                 1664.87      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650037                    8                   3648.35      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16650042                  8.25                  910.01       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16648650                  6.624                 5406.41      No_PP        No PP           32.29            32.29             5/6LIBOR IO             120          6 Mo Libor
   16648667                  7.375                 639.37       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16648689                   7.5                  3067.31      No_PP        No PP           10.93            39.99             5/6LIBOR IO             120          6 Mo Libor
   16648691                    8                   3271.48      Prepay       36MPP           16.39            16.39             5/6LIBOR IO             120          6 Mo Libor
   16648706                    8                   1312.08      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648714                  7.875                 3152.19      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648716                    8                   893.33       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648736                    8                   1560.89      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650062                    8                   3086.65      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16650087                   7.5                  1286.25      Prepay       36MPP           37.61            37.61             5/6LIBOR IO             120          6 Mo Libor
   16650097                  7.625                 1232.72      Prepay       36MPP           27.73            27.73               5/6LIBOR               0           6 Mo Libor
   16650106                   7.5                  836.72       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650114                   7.5                  812.11       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648770                   7.5                  4265.63      No_PP        No PP           31.08            38.35             5/6LIBOR IO             120          6 Mo Libor
   16650171                  7.75                  992.47       No_PP        No PP           9.12             34.15             5/6LIBOR IO             120          6 Mo Libor
   16648786                  7.625                 841.33       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648790                    8                   6979.17      No_PP        No PP           26.22            33.88             5/6LIBOR IO             60           6 Mo Libor
   16648804                  5.625                 1353.34      No_PP        No PP           22.19            41.77             5/1LIBOR IO             120          1 YR Libor
   16650200                  6.75                  7525.78      Prepay       36MPP           31.79            35.86             5/6LIBOR IO             120          6 Mo Libor
   16650204                  7.25                  1426.51      No_PP        No PP           21.65            39.78             3/6LIBOR IO             120          6 Mo Libor
   16650219                    8                   1741.44      Prepay       36MPP           19.4             40.25             5/6LIBOR IO             60           6 Mo Libor
   16650222                  7.75                  1137.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650245                    8                    870.3       Prepay       6MPP            23.08            40.87             5/6LIBOR IO             60           6 Mo Libor
   16650251                  6.75                  5937.5       No_PP        No PP           8.59             27.73             10/6LIBORIO             120          6 Mo Libor
   16648860                   6.5                  689.78       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16648864                   7.5                  658.36       No_PP        No PP           20.42            40.91               5/6LIBOR               0           6 Mo Libor
   16648868                  7.875                 1412.13      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648907                   6.5                  618.74       No_PP        No PP           29.51            39.75             5/6LIBOR IO             120          6 Mo Libor
   16648990                    8                    771.9       Prepay       12MPP           16.63            49.17             5/6LIBOR IO             120          6 Mo Libor
   16649003                   7.5                  4173.75      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649020                  7.125                 649.38       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649034                    8                   3215.65      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649092                    8                   3232.05      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650301                    8                   3383.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649137                   7.5                  3155.25      No_PP        No PP           31.25            35.96             5/6LIBOR IO             60           6 Mo Libor
   16649145                  7.125                 1222.5       No_PP        No PP           30.16            49.56             5/6LIBOR IO             60           6 Mo Libor
   16650314                  6.75                  2327.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650348                   5.5                  768.18       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16650354                    8                   1434.92      Prepay       36MPP           32.36             36.1             5/6LIBOR IO             60           6 Mo Libor
   16649915                   7.5                  2861.25      Prepay       36MPP             0                0               5/1LIBOR IO             120          1 YR Libor
   16649928                  7.21                  1465.59      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649954                  7.875                 931.57       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16649959                  7.875                 931.57       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16649961                  7.875                 931.57       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16649971                   7.5                  887.95       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649973                  8.125                 8632.81      Prepay       6MPP            14.9              38.8             7/6LIBOR IO             120          6 Mo Libor
   16649976                   6.5                  2520.83      No_PP        No PP           24.97            25.04             5/6LIBOR IO             120          6 Mo Libor
   16649987                  7.125                 769.95       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649993                  7.25                   3355        No_PP        No PP           15.13            28.92             5/6LIBOR IO             120          6 Mo Libor
   16650002                  7.25                  812.82       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650004                  6.625                 956.67       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646678                  7.875                 2788.84      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646679                  7.375                 1484.12      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646720                  8.125                 4725.29      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648423                  7.785                 1237.63      Prepay       36MPP           13.32             36.1               5/6LIBOR               0           6 Mo Libor
   16648444                   7.5                  1732.5       Prepay       36MPP           23.4             38.47             5/6LIBOR IO             60           6 Mo Libor
   16648460                   6.5                  4489.09      No_PP        No PP           15.22            16.48             3/6LIBOR IO             120          6 Mo Libor
   16648467                  7.25                  600.47       No_PP        No PP           32.18            49.63             7/6LIBOR IO             120          6 Mo Libor
   16648502                  7.875                 704.31       No_PP        No PP           11.14            27.71               5/6LIBOR               0           6 Mo Libor
   16648354                  6.875                 1648.48      No_PP        No PP           31.25            31.25               5/6LIBOR               0           6 Mo Libor
   16648366                  6.25                  546.57       No_PP        No PP           25.77            41.86             5/6LIBOR IO             120          6 Mo Libor
   16648508                  7.945                 1535.62      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648386                  6.125                 1420.35      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648389                  6.625                 1563.04      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648397                  6.125                 4333.25      No_PP        No PP           25.62            29.86             5/6LIBOR IO             120          6 Mo Libor
   16648400                  7.375                 1203.58      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16648544                  7.125                 830.13       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648569                  6.765                 2150.62      Prepay       12MPP           38.79            42.24             5/6LIBOR IO             120          6 Mo Libor
   16646640                   8.5                  1307.21      No_PP        No PP           14.84            34.89             5/6LIBOR IO             120          6 Mo Libor
   16646641                  7.625                  1498        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646632                   7.5                  3166.39      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646384                  8.25                  3458.27      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16646396                  7.68                  2567.58      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646405                  7.425                 1351.87      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16646412                  7.875                 850.81       Prepay       36MPP           26.56            41.84               5/6LIBOR               0           6 Mo Libor
   16646449                  7.875                 1557.19      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16646474                  7.875                 1675.78      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16646485                  7.875                  1650        No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16646555                  7.875                 2304.16      No_PP        No PP           22.61             48.5             5/6LIBOR IO             120          6 Mo Libor
   16646581                  8.375                 545.42       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646586                   7.5                  3464.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646591                  8.375                 2039.48      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646596                  7.625                 1258.33      No_PP        No PP           26.09            32.94             5/6LIBOR IO             120          6 Mo Libor
   16646599                  8.25                  1251.7       Prepay       36MPP           11.04            39.56             5/6LIBOR IO             120          6 Mo Libor
   16646603                  7.625                 6666.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646608                   7.5                  3019.41      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16644167                    8                   1284.17      Prepay       6MPP            16.13            41.57             5/6LIBOR IO             120          6 Mo Libor
   16645959                  7.25                  757.62       Prepay       36MPP           13.37            38.52             5/6LIBOR IO             120          6 Mo Libor
   16645981                  5.875                 1642.71      Prepay       36MPP           45.52            54.36             3/6LIBOR IO             120          6 Mo Libor
   16646288                  7.625                 933.33       Prepay       36MPP           11.65            42.23             5/6LIBOR IO             120          6 Mo Libor
   16646010                    8                   3266.25      Prepay       36MPP            44              38.57             5/6LIBOR IO             120          6 Mo Libor
   16646031                  7.375                 9655.21      Prepay       6MPP            24.54            36.67             5/6LIBOR IO             120          6 Mo Libor
   16646067                  8.125                 541.87       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646070                  7.875                  1375        No_PP        No PP           10.03            37.76             5/6LIBOR IO             120          6 Mo Libor
   16646074                  7.875                 1381.36      Prepay       36MPP           14.29            14.75             5/6LIBOR IO             120          6 Mo Libor
   16646101                  7.875                 402.68       No_PP        No PP           17.41             45.1               5/6LIBOR               0           6 Mo Libor
   16646130                  5.625                 1321.4       No_PP        No PP           13.03            13.03             5/1LIBOR IO             120          1 YR Libor
   16646156                  7.75                  783.13       Prepay       36MPP           27.18            27.42               5/6LIBOR               0           6 Mo Libor
   16646183                  7.625                  1472        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646212                  6.75                  971.71       No_PP        No PP           18.78             39.9             7/6LIBOR IO             120          6 Mo Libor
   16646213                   6.5                  815.83       Prepay       36MPP           32.62            45.64             5/6LIBOR IO             60           6 Mo Libor
   16646220                    8                   1550.07      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16646240                  6.625                  3990        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646257                    8                   625.33       Prepay       6MPP            24.91            49.65             5/6LIBOR IO             120          6 Mo Libor
   16644046                  7.375                 473.91       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16644076                    8                   3403.74      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16644081                    8                   5248.33      No_PP        No PP           36.77            45.93             5/6LIBOR IO             120          6 Mo Libor
   16644091                  7.625                 1546.67      Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16644020                    8                   549.61       Prepay       36MPP           21.83            38.26             5/6LIBOR IO             120          6 Mo Libor
   16644030                  6.975                 1166.67      No_PP        No PP           4.82             43.49             5/6LIBOR IO             120          6 Mo Libor
   16643804                   7.5                  3904.69      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16643860                    8                   427.54       Prepay       36MPP           12.03            30.88               5/6LIBOR               0           6 Mo Libor
   16643872                    8                   1120.51      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16643526                   7.5                  659.02       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16643530                  6.125                 841.48       No_PP        No PP           29.21            45.74               5/6LIBOR               0           6 Mo Libor
   16643532                  6.625                  2100        No_PP        No PP            28               30.6             5/6LIBOR IO             120          6 Mo Libor
   16643875                  5.83                  1925.63      No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16643900                  6.875                 1643.33      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16643934                  7.25                  5591.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16643556                  7.375                  6200        Prepay       36MPP           30.3              32.2             5/6LIBOR IO             120          6 Mo Libor
   16643727                   7.5                  1207.5       No_PP        No PP           27.88            38.89             5/6LIBOR IO             60           6 Mo Libor
   16643738                   7.5                  1863.75      Prepay       36MPP           11.36            43.67             5/6LIBOR IO             60           6 Mo Libor
   16643743                  7.75                  2524.17      Prepay       6MPP            41.3              41.3             5/6LIBOR IO             120          6 Mo Libor
   16643750                  8.125                 946.33       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16643751                  6.75                  985.63       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16643774                   7.5                  1391.25      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16638929                  7.25                  552.81       Prepay       12MPP           22.76            35.71             5/6LIBOR IO             120          6 Mo Libor
   16638932                  6.875                 439.83       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638947                  7.375                 716.88       Prepay       12MPP           0.01             39.75             5/6LIBOR IO             120          6 Mo Libor
   16638952                    8                    703.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16641073                  7.375                 3514.95      No_PP        No PP           5.26             33.98             5/6LIBOR IO             120          6 Mo Libor
   16641086                  7.25                  6277.92      No_PP        No PP           8.53             32.03             5/6LIBOR IO             120          6 Mo Libor
   16641089                    8                   684.07       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16638970                  7.75                  787.11       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638979                  6.25                  2009.58      Prepay       36MPP           34.09            39.66             10/6LIBORIO             120          6 Mo Libor
   16640685                  7.25                  4459.11      Prepay       36MPP           31.17             41.9               5/6LIBOR               0           6 Mo Libor
   16640692                   8.5                  2259.06      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16640722                   7.5                  1589.77      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16641117                  6.75                  2894.54      No_PP        No PP           10.47            26.22             5/6LIBOR IO             120          6 Mo Libor
   16641123                   7.5                  482.23       No_PP        No PP           18.06            28.66             5/6LIBOR IO             120          6 Mo Libor
   16640726                    8                   655.56       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16640756                  6.375                 1540.58      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16640819                    8                   865.42       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16640835                  5.875                 2197.66      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16640840                   6.5                  624.08       No_PP        No PP           12.58            28.64               5/1LIBOR               0           1 YR Libor
   16640849                  6.125                  1625        Prepay       36MPP           35.2             47.56             10/6LIBORIO             120          6 Mo Libor
   16640873                  5.25                   1950        No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16641195                  7.375                 1472.5       Prepay       36MPP           35.69            36.18             5/6LIBOR IO             60           6 Mo Libor
   16641201                    7                   5923.05      Prepay       36MPP           31.59            49.91             5/6LIBOR IO             120          6 Mo Libor
   16641203                  7.25                  1140.9       Prepay       36MPP           27.95            33.03             5/6LIBOR IO             120          6 Mo Libor
   16641208                    8                    1005        Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16640917                   6.5                  1645.61      Prepay       36MPP           36.2              36.2               5/6LIBOR               0           6 Mo Libor
   16640927                  5.625                  1500        Prepay       36MPP           22.13            39.96             5/6LIBOR IO             120          6 Mo Libor
   16640929                  7.25                  1165.35      Prepay       36MPP           23.75            29.94             3/6LIBOR IO             120          6 Mo Libor
   16641254                   7.5                  1548.75      Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16640937                  7.375                 754.98       Prepay       36MPP           2.77             21.24             3/6LIBOR IO             120          6 Mo Libor
   16640975                  7.25                  1634.93      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16641020                  7.125                 1509.5       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16638515                   6.5                  2767.19      Prepay       36MPP           36.9              39.9             5/6LIBOR IO             120          6 Mo Libor
   16634457                  7.125                 783.12       Prepay       36MPP           27.4              44.5               5/6LIBOR               0           6 Mo Libor
   16634501                  7.25                  1016.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634510                  7.875                 5156.25      No_PP        No PP           17.82            42.19             5/6LIBOR IO             120          6 Mo Libor
   16634534                  7.625                 1599.47      No_PP        No PP           39.23            39.53             5/6LIBOR IO             60           6 Mo Libor
   16634544                  7.375                 859.69       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16634610                  6.375                  5625        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634628                    8                   977.03       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634652                  8.125                 4958.33      Prepay       36MPP           6.35              40.3             7/6LIBOR IO             120          6 Mo Libor
   16638550                  7.125                 1427.5       Prepay       12MPP           26.88            33.14             5/6LIBOR IO             120          6 Mo Libor
   16638576                  7.75                  700.78       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634722                  8.375                 295.31       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638592                  7.375                 1524.17      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638633                  7.375                 601.79       Prepay       36MPP           18.4             48.78               5/6LIBOR               0           6 Mo Libor
   16638668                  6.375                 1876.5       Prepay       36MPP             0                0               5/1LIBOR IO             120          1 YR Libor
   16638669                   5.5                  1281.63      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16638675                  7.625                  3481        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638686                   6.5                  994.01       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16634761                    8                   2791.67      Prepay       36MPP           11.54            38.05             5/6LIBOR IO             120          6 Mo Libor
   16634769                  7.875                  3850        Prepay       36MPP           41.87            46.12             5/6LIBOR IO             120          6 Mo Libor
   16634776                    8                   1463.18      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634782                    8                   951.51       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634800                    8                   8664.82      Prepay       6MPP            2.97             49.51               5/6LIBOR               0           6 Mo Libor
   16638709                    8                   1264.38      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16638180                    8                   1213.85      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638221                  7.375                 2841.62      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638251                  6.125                 3045.47      No_PP        No PP           47.92            54.83             5/6LIBOR IO             120          6 Mo Libor
   16638310                    8                   826.58       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16638311                   6.5                  2727.06      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638319                  7.45                  1147.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638359                  7.625                   575        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638369                  6.375                 3428.46      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638407                   7.5                  2598.75      No_PP        No PP           9.47             36.51             5/6LIBOR IO             120          6 Mo Libor
   16638422                  8.125                 1669.31      No_PP        No PP             0                0               7/6LIBOR IO             84           6 Mo Libor
   16638436                   7.5                   808.6       No_PP        No PP           20.92            49.86               5/6LIBOR               0           6 Mo Libor
   16638481                    8                    594.1       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638482                    8                    569.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638793                    7                   1113.87      Prepay       6MPP            22.31            46.52             5/6LIBOR IO             120          6 Mo Libor
   16638852                  7.375                 3849.17      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16629011                  7.375                 2975.22      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16629015                  6.375                  2700        Prepay       36MPP           43.01             48.8             7/6LIBOR IO             120          6 Mo Libor
   16629097                    8                   1457.25      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16629103                  7.125                 2581.25      No_PP        No PP           25.9             40.45             5/6LIBOR IO             120          6 Mo Libor
   16629106                    8                   4382.92      Prepay       6MPP            49.28            49.28             5/6LIBOR IO             120          6 Mo Libor
   16629115                  7.625                 1189.53      Prepay       36MPP           31.73            37.65             5/6LIBOR IO             60           6 Mo Libor
   16629129                   7.5                   2310        Prepay       6MPP            19.5             47.57             5/6LIBOR IO             120          6 Mo Libor
   16629145                  6.125                 693.32       Prepay       36MPP           22.62            39.62             5/6LIBOR IO             120          6 Mo Libor
   16632638                  7.75                  1137.5       Prepay       36MPP           40.99            41.21             5/6LIBOR IO             120          6 Mo Libor
   16632643                    7                   752.86       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16629202                  7.625                 2186.32      No_PP        No PP           14.39            40.11             5/6LIBOR IO             120          6 Mo Libor
   16632718                    8                   851.28       No_PP        No PP           14.85            30.89               7/6LIBOR               0           6 Mo Libor
   16629223                    8                   1035.71      No_PP        No PP           10.16            37.27             5/6LIBOR IO             120          6 Mo Libor
   16629236                  7.125                  5355        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16629237                  7.125                 1648.13      No_PP        No PP           16.86            48.55             7/6LIBOR IO             120          6 Mo Libor
   16629245                  7.375                 1524.17      No_PP        No PP           32.15            32.52             5/6LIBOR IO             60           6 Mo Libor
   16632833                  6.375                 618.29       No_PP        No PP           21.33            37.21             7/6LIBOR IO             120          6 Mo Libor
   16632860                    7                   1917.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632867                  6.125                 701.28       No_PP        No PP           27.58            47.55               7/6LIBOR               0           6 Mo Libor
   16632869                  6.125                 1801.26      No_PP        No PP           32.61            39.25             7/6LIBOR IO             120          6 Mo Libor
   16632882                    8                   896.89       No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   16632888                  6.375                 1671.68      No_PP        No PP           34.24            39.58             7/6LIBOR IO             120          6 Mo Libor
   16632990                   7.5                  3123.75      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632992                  5.875                 2541.65      Prepay       36MPP           24.59            35.81             5/6LIBOR IO             120          6 Mo Libor
   16633003                    8                   1312.08      No_PP        No PP           12.4             34.03             5/6LIBOR IO             60           6 Mo Libor
   16629311                   6.5                  2062.5       Prepay       36MPP           41.72            47.44             5/6LIBOR IO             120          6 Mo Libor
   16632253                  7.125                 670.31       Prepay       6MPP            20.09            20.87             5/6LIBOR IO             120          6 Mo Libor
   16632255                    8                   1412.58      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632263                  7.25                  4498.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632281                  7.375                  1085        Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16633013                  6.25                  1157.69      No_PP        No PP           41.89            49.12               5/6LIBOR               0           6 Mo Libor
   16633014                   5.9                  2415.31      No_PP        No PP           46.35            49.97             5/6LIBOR IO             120          6 Mo Libor
   16633020                  7.125                 1512.5       Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16632321                  6.125                 3678.77      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632341                    8                   733.86       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16633080                    8                   3277.42      Prepay       36MPP           20.06            34.76             5/6LIBOR IO             120          6 Mo Libor
   16633088                    8                   1161.33      Prepay       36MPP           12.1             43.31             5/6LIBOR IO             120          6 Mo Libor
   16633105                  7.375                 4100.91      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16633120                    8                   627.06       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16633161                  7.625                 1754.06      Prepay       36MPP           43.34            43.34             5/6LIBOR IO             120          6 Mo Libor
   16634201                  7.125                  622.5       No_PP        No PP           8.13             29.02             5/6LIBOR IO             120          6 Mo Libor
   16632366                  7.125                 867.19       No_PP        No PP           27.4             35.81             5/6LIBOR IO             120          6 Mo Libor
   16634215                  7.125                   625        No_PP        No PP           8.13             29.17             5/6LIBOR IO             120          6 Mo Libor
   16634236                  7.625                 1181.37      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16632398                   7.5                  377.04       Prepay       36MPP             0              49.21               5/6LIBOR               0           6 Mo Libor
   16632404                   7.5                  1102.5       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632422                    8                   2161.79      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632423                  6.625                   770        No_PP        No PP           21.87            50.61             2/6LIBOR IO             120          6 Mo Libor
   16632429                  7.875                 834.48       Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16632432                  7.875                  1859        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632441                  6.875                 766.28       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632453                  7.875                 1080.41      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632458                    8                   1183.67      No_PP        No PP           36.18            57.89             5/6LIBOR IO             120          6 Mo Libor
   16634265                    8                   1665.88      No_PP        No PP           0.62             23.54             5/6LIBOR IO             60           6 Mo Libor
   16634298                  6.75                  1009.38      No_PP        No PP           25.72             27.5             5/6LIBOR IO             60           6 Mo Libor
   16634302                  7.75                  1058.15      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634335                  7.125                  3425        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634340                  6.25                  984.92       Prepay       36MPP           43.44            43.44             5/6LIBOR IO             120          6 Mo Libor
   16632501                   6.5                  812.11       Prepay       36MPP           18.58            35.26             5/6LIBOR IO             120          6 Mo Libor
   16632516                  7.875                  3355        No_PP        No PP           17.11              42              5/6LIBOR IO             120          6 Mo Libor
   16632522                   7.5                   1076        Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16632539                   8.5                  1466.96      No_PP        No PP           32.27            38.46             5/6LIBOR IO             120          6 Mo Libor
   16632590                  7.375                 1083.22      No_PP        No PP           38.97            41.92               5/6LIBOR               0           6 Mo Libor
   16632615                    8                   7328.12      No_PP        No PP           32.47            35.57             5/6LIBOR IO             120          6 Mo Libor
   16634348                    6                    2295        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634373                   7.5                  1102.5       Prepay       6MPP            19.76            38.48             5/6LIBOR IO             120          6 Mo Libor
   16616547                    8                   1200.07      No_PP        No PP             0              43.97             5/6LIBOR IO             120          6 Mo Libor
   16616566                  6.75                  1353.75      Prepay       36MPP           20.62            22.29             5/6LIBOR IO             120          6 Mo Libor
   16616628                    7                   1935.94      Prepay       36MPP           19.4              49.2             5/6LIBOR IO             120          6 Mo Libor
   16628691                  7.75                   445.5       Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16628735                   7.5                  1637.48      Prepay       36MPP           18.73            41.07             5/6LIBOR IO             60           6 Mo Libor
   16628881                  7.75                  1721.96      Prepay       36MPP           21.72            39.55             5/6LIBOR IO             120          6 Mo Libor
   16628914                  7.875                  1320        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16628934                    8                   948.47       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16628956                    8                   3852.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16628765                  7.125                   885        Prepay       36MPP           28.15            29.51             5/6LIBOR IO             120          6 Mo Libor
   16628799                    7                   1548.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16628827                  7.75                  1287.47      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16628859                  7.125                 1589.38      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16628973                    8                  10468.75      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16628984                    8                   1003.3       No_PP        No PP           18.25            41.63               5/6LIBOR               0           6 Mo Libor
   16628992                  7.375                 2040.83      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16629008                    7                   2258.72      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616450                    8                   723.59       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16616465                    8                   4098.7       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16616514                   7.5                  2257.5       Prepay       6MPP            39.17            42.62             5/6LIBOR IO             120          6 Mo Libor
   16616524                  7.624                 1014.42      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616540                  7.75                  1949.46      No_PP        No PP           39.77            39.77             5/6LIBOR IO             60           6 Mo Libor
   16616472                  7.625                 1573.33      Prepay       36MPP           34.98            34.98             5/6LIBOR IO             120          6 Mo Libor
   16616483                  7.125                   358        No_PP        No PP           13.55            43.32               5/6LIBOR               0           6 Mo Libor
   16616210                    8                   558.65       No_PP        No PP           20.05            28.28               5/6LIBOR               0           6 Mo Libor
   16616245                    8                   532.05       No_PP        No PP           4.63             28.99               5/6LIBOR               0           6 Mo Libor
   16616291                  7.125                  3425        Prepay       6MPP            11.98            36.48             5/6LIBOR IO             60           6 Mo Libor
   16616299                    8                   2836.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616327                  6.625                 2799.71      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16616353                  6.25                  1555.84      No_PP        No PP           41.75            46.06             5/1LIBOR IO             120          1 YR Libor
   16615952                  7.875                 1457.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16615979                   7.5                   558.8       No_PP        No PP           14.56            47.61             5/1LIBOR IO             120          1 YR Libor
   16615987                    8                   1308.59      No_PP        No PP           6.32             36.47             5/6LIBOR IO             60           6 Mo Libor
   16612776                   7.5                  3312.99      No_PP        No PP           43.77            44.21             5/6LIBOR IO             120          6 Mo Libor
   16612781                   7.5                  918.75       No_PP        No PP           25.02            35.08             5/6LIBOR IO             120          6 Mo Libor
   16612802                   6.5                  1716.33      No_PP        No PP           31.15            40.44             5/6LIBOR IO             120          6 Mo Libor
   16612905                  7.375                 398.33       Prepay       36MPP           12.24            41.86               5/6LIBOR               0           6 Mo Libor
   16612922                  7.125                  337.5       No_PP        No PP           12.67             19.7             5/6LIBOR IO             120          6 Mo Libor
   16612939                   7.5                  2887.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16612959                  7.75                  893.75       Prepay       36MPP           8.12             27.24             5/6LIBOR IO             120          6 Mo Libor
   16616012                  7.625                   665        Prepay       36MPP           5.02             27.84             5/6LIBOR IO             120          6 Mo Libor
   16616048                   6.5                  2693.81      No_PP        No PP           22.24            22.24             5/6LIBOR IO             120          6 Mo Libor
   16616064                    8                   1127.83      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616072                   7.5                   2730        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616083                  7.125                 9701.6       No_PP        No PP           20.35            23.13               5/6LIBOR               0           6 Mo Libor
   16616088                  6.875                 536.48       No_PP        No PP           23.16            44.84             5/6LIBOR IO             120          6 Mo Libor
   16612970                    8                   826.33       Prepay       36MPP           7.03             37.26             5/6LIBOR IO             120          6 Mo Libor
   16612973                  6.75                    950        No_PP        No PP           24.61            40.42             5/6LIBOR IO             120          6 Mo Libor
   16612991                  7.75                   1300        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16613000                  7.375                 498.62       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16613019                  8.125                 5281.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16613020                  7.875                 1071.95      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16613037                  6.25                 11041.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16613098                   7.5                  1522.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16613113                    8                   874.49       Prepay       36MPP           6.71              26.4             5/6LIBOR IO             120          6 Mo Libor
   16616109                  7.625                 386.67       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616146                    8                   1203.56      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16613142                   6.5                  723.88       Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16613146                    8                   1647.08      No_PP        No PP           21.42            45.67             5/6LIBOR IO             120          6 Mo Libor
   16613165                  6.875                 2524.06      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16613173                   6.5                  3330.63      No_PP        No PP           51.1              51.1               5/6LIBOR               0           6 Mo Libor
   16613177                  7.125                 773.44       Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16616176                  8.125                 2183.71      No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   16616183                  6.875                 604.17       Prepay       36MPP           14.7             37.77             5/1LIBOR IO             120          1 YR Libor
   16613181                    8                   5218.67      No_PP        No PP             0              35.63             5/6LIBOR IO             60           6 Mo Libor
   16613247                    8                   759.69       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16613250                    8                    1005        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16613274                    8                   1228.33      Prepay       36MPP           24.71            48.61             5/6LIBOR IO             120          6 Mo Libor
   16612667                   7.5                  470.39       No_PP        No PP           13.78            37.63               5/6LIBOR               0           6 Mo Libor
   16612678                  7.875                 2023.09      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16612686                   7.5                  8194.92      No_PP        No PP           35.09            35.21             5/6LIBOR IO             120          6 Mo Libor
   16612705                  7.625                 826.67       Prepay       36MPP           30.22            42.75             5/6LIBOR IO             120          6 Mo Libor
   16611292                  7.375                 467.46       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16611654                  7.125                 1054.69      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611688                    8                   1358.15      Prepay       36MPP           16.8             23.46             5/6LIBOR IO             60           6 Mo Libor
   16611328                  7.375                 1380.47      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611331                  7.375                 949.37       No_PP        No PP           9.11             40.51             5/6LIBOR IO             120          6 Mo Libor
   16611339                    7                   1081.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611350                  7.25                  838.75       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611379                  7.125                   925        Prepay       36MPP           11.7             41.27             3/6LIBOR IO             120          6 Mo Libor
   16611438                  7.625                 1930.29      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16611489                   6.5                  781.75       No_PP        No PP           21.5             49.13               5/6LIBOR               0           6 Mo Libor
   16611721                  6.125                 1580.98      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16611507                   7.5                  3375.75      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611618                  7.25                  450.35       Prepay       36MPP           6.37             22.97             5/6LIBOR IO             120          6 Mo Libor
   16611785                  7.75                  1315.91      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611804                  7.75                  703.31       Prepay       6MPP            4.97              32.4             5/6LIBOR IO             120          6 Mo Libor
   16611849                    8                   7589.84      No_PP        No PP           28.15            39.87             5/6LIBOR IO             120          6 Mo Libor
   16611862                  7.25                  3685.42      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611863                    6                   1005.22      No_PP        No PP           27.38            37.05             3/6LIBOR IO             120          6 Mo Libor
   16612617                   6.5                  2635.41      No_PP        No PP           28.64            28.64             5/6LIBOR IO             120          6 Mo Libor
   16612623                  6.375                 1621.5       No_PP        No PP           19.67             28.1              10/6LIBOR               0           6 Mo Libor
   16609919                  7.375                 1379.62      Prepay       36MPP           21.72            41.26               5/6LIBOR               0           6 Mo Libor
   16610012                  7.75                  717.37       Prepay       36MPP           38.25            40.39             5/6LIBOR IO             120          6 Mo Libor
   16610019                  7.375                  697.5       Prepay       36MPP             0                0               5/1LIBOR IO             120          1 YR Libor
   16610040                  6.875                 1146.41      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16610072                  8.125                 753.54       Prepay       36MPP           27.73            43.33               5/6LIBOR               0           6 Mo Libor
   16610081                    8                   1044.08      Prepay       12MPP           33.18            37.83             5/6LIBOR IO             120          6 Mo Libor
   16610103                    8                   2529.25      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16610135                   7.5                  4692.19      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16610141                    8                   1455.16      Prepay       36MPP           12.76            41.26             5/6LIBOR IO             120          6 Mo Libor
   16610182                  7.25                  2719.58      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16610222                    7                   1209.5       No_PP        No PP           43.27            44.05             5/6LIBOR IO             60           6 Mo Libor
   16611235                   5.5                  1338.38      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16611279                    8                   696.52       No_PP        No PP           30.01            30.01             5/6LIBOR IO             120          6 Mo Libor
   16610308                  8.375                 2187.5       Prepay       36MPP           13.39            45.56             5/6LIBOR IO             120          6 Mo Libor
   16610309                  8.375                 1438.86      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611189                   6.5                  2841.09      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611210                  7.875                  687.5       Prepay       36MPP           22.08            32.91             5/6LIBOR IO             120          6 Mo Libor
   16611211                  7.25                   1220        No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16609828                  6.25                  2594.79      No_PP        No PP           29.64            37.66             5/6LIBOR IO             120          6 Mo Libor
   16609856                  6.875                 6749.39      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16609883                  7.25                  603.65       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16609902                  7.125                 476.88       Prepay       36MPP           18.6             29.98             5/6LIBOR IO             120          6 Mo Libor
   16609712                  7.125                 1284.06      No_PP        No PP           15.25            43.86             5/6LIBOR IO             60           6 Mo Libor
   16609731                   7.5                  5244.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16383093                  6.375                  994.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16382794                  8.125                 315.92       No_PP        No PP           34.05            49.18             5/6LIBOR IO             120          6 Mo Libor
   16382842                  8.125                  2550        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16378153                  7.375                 2146.78      No_PP        No PP           30.57            46.29             5/6LIBOR IO             120          6 Mo Libor
   16377248                   8.5                  2273.66      Prepay       36MPP           6.15             47.24             5/6LIBOR IO             120          6 Mo Libor
   16376920                  7.375                 1110.77      No_PP        No PP           13.39            42.73             5/6LIBOR IO             60           6 Mo Libor
   16376928                  7.75                   2080        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658596                   6.5                  1696.5       No_PP        No PP           15.71            19.96             5/1LIBOR IO             60           1 YR Libor
   16658599                  6.625                 3208.33      No_PP        No PP           26.1             36.75             5/1LIBOR IO             60           1 YR Libor
   16658580                  6.125                 550.62       No_PP        No PP           26.02            43.93             5/1LIBOR IO             60           1 YR Libor
   16658584                   6.5                  2384.92      No_PP        No PP           26.24            34.73             5/1LIBOR IO             60           1 YR Libor
   16658587                    7                    5075        No_PP        No PP           38.74            42.74             5/1LIBOR IO             60           1 YR Libor
   16658536                    7                   2813.98      No_PP        No PP           18.39            24.09               5/1LIBOR               0           1 YR Libor
   16658537                  6.625                 1283.33      No_PP        No PP           25.98            44.91             5/1LIBOR IO             60           1 YR Libor
   16658538                  6.125                 2215.31      No_PP        No PP           30.62            33.73             5/1LIBOR IO             60           1 YR Libor
   16658612                    6                   1187.5       No_PP        No PP           27.76            28.78             5/1LIBOR IO             60           1 YR Libor
   16658614                  6.375                 1818.49      No_PP        No PP           20.06            31.44               5/1LIBOR               0           1 YR Libor
   16658517                  6.625                 3199.17      No_PP        No PP           31.41            33.11             5/1LIBOR IO             60           1 YR Libor
   16658524                  7.125                 2999.17      No_PP        No PP           40.93            40.93             5/1LIBOR IO             60           1 YR Libor
   16658512                  6.25                  1438.67      No_PP        No PP           17.73            33.88             5/1LIBOR IO             60           1 YR Libor
   16658513                  7.125                 1281.21      No_PP        No PP           9.84             37.83               5/1LIBOR               0           1 YR Libor
   16658516                   6.5                  2127.41      No_PP        No PP           29.07             33.2               5/1LIBOR               0           1 YR Libor
   16549653                  7.625                 2202.19      No_PP        No PP           17.42            22.73             5/1LIBOR IO             60           1 YR Libor
   16549637                  7.125                 2900.83      No_PP        No PP           26.69            32.74             5/1LIBOR IO             60           1 YR Libor
   16658502                  7.375                 7815.63      No_PP        No PP           23.68            31.76             5/1LIBOR IO             60           1 YR Libor
   16658507                   6.5                  1749.38      No_PP        No PP           25.03            27.33             5/1LIBOR IO             60           1 YR Libor
   16658508                  7.125                 1623.09      No_PP        No PP           14.98            15.35               5/1LIBOR               0           1 YR Libor
   16371838                    7                   2102.28      No_PP        No PP           25.64            28.81               5/6LIBOR               0           6 Mo Libor
   16549649                  6.25                  1575.17      No_PP        No PP           24.61            31.17             5/1LIBOR IO             60           1 YR Libor
   16658510                  5.625                 1566.42      Prepay       36MPP           15.54            20.08             5/1LIBOR IO             60           1 YR Libor
   16368697                  8.75                  366.13       No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   16649080                   6.5                   928.8       No_PP        No PP           24.46            39.08               5/1LIBOR               0           1 YR Libor
   16649081                    7                   1255.21      No_PP        No PP           18.06            28.35               5/1LIBOR               0           1 YR Libor
   16368201                  8.375                 3576.56      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16549610                  7.125                 2704.17      No_PP        No PP           19.72            29.36             5/1LIBOR IO             60           1 YR Libor
   16368013                  7.375                 1565.28      No_PP        No PP           26.33            38.01             5/6LIBOR IO             120          6 Mo Libor
   16664346                   6.5                  3785.46      No_PP        No PP           23.47            24.43             5/1LIBOR IO             60           1 YR Libor
   16649038                  6.625                 2704.17      No_PP        No PP           26.38            26.55             5/1LIBOR IO             60           1 YR Libor
   16604033                  7.25                   2050        No_PP        No PP           18.35             20.1             5/1LIBOR IO             60           1 YR Libor
   16649041                  6.375                 1545.84      No_PP        No PP           19.92            32.93             5/1LIBOR IO             60           1 YR Libor
   16649043                  6.25                  3520.83      No_PP        No PP           27.08            27.72             5/1LIBOR IO             60           1 YR Libor
   16649049                  6.625                 2596.19      No_PP        No PP           21.11            30.47               5/1LIBOR               0           1 YR Libor
   16649050                  7.125                 958.75       No_PP        No PP           21.79            22.51             5/1LIBOR IO             60           1 YR Libor
   16672707                  6.125                 1195.31      No_PP        No PP           18.86             36.3             5/1LIBOR IO             60           1 YR Libor
   16649059                    7                   1401.36      No_PP        No PP           12.54            33.34             5/1LIBOR IO             60           1 YR Libor
   16591469                  6.375                 849.66       No_PP        No PP           27.38             39.5             3/1LIBOR IO             36           1 YR Libor
   16649062                  7.125                 1036.02      No_PP        No PP           17.41            41.39               7/1LIBOR               0           1 YR Libor
   16649063                  6.625                 3254.17      No_PP        No PP           28.56            31.51             5/1LIBOR IO             60           1 YR Libor
   16649067                  6.875                 1926.84      No_PP        No PP           32.01            32.01               5/1LIBOR               0           1 YR Libor
   16649068                    7                   940.91       No_PP        No PP           14.11            35.59             7/1LIBOR IO             84           1 YR Libor
   16649069                  6.625                 2152.98      No_PP        No PP           31.21            37.55             5/1LIBOR IO             60           1 YR Libor
   16672720                  6.375                  4134        No_PP        No PP           35.15            40.92             5/1LIBOR IO             60           1 YR Libor
   16672722                  7.125                 2703.55      No_PP        No PP           26.14            29.62             5/1LIBOR IO             60           1 YR Libor
   16649072                   6.5                  1349.09      No_PP        No PP           35.03            39.32               5/1LIBOR               0           1 YR Libor
   16549606                  6.625                  1375        Prepay       36MPP           33.98             36.2             5/1LIBOR IO             60           1 YR Libor
   16649075                  6.375                 1821.56      No_PP        No PP           30.98            32.16             5/1LIBOR IO             60           1 YR Libor
   16649077                  6.875                 5789.06      No_PP        No PP           33.08            34.06             5/1LIBOR IO             60           1 YR Libor
   16404446                  6.625                  3300        No_PP        No PP           26.63            36.88             5/1LIBOR IO             60           1 YR Libor
   16664317                    6                   912.24       Prepay       36MPP           28.57            42.93             5/1LIBOR IO             60           1 YR Libor
   16629084                  6.25                  1395.33      No_PP        No PP           19.52            39.21             5/1LIBOR IO             60           1 YR Libor
   16664324                  6.625                 3426.04      No_PP        No PP           20.36            35.26             5/1LIBOR IO             60           1 YR Libor
   16649017                   6.5                  1476.51      No_PP        No PP           17.16            18.49             5/1LIBOR IO             60           1 YR Libor
   16649021                  7.25                   1310        No_PP        No PP           10.83            18.94             5/1LIBOR IO             60           1 YR Libor
   16649026                  6.125                 3990.75      No_PP        No PP           26.93             29.5             5/1LIBOR IO             60           1 YR Libor
   16649029                  6.75                   3290        No_PP        No PP           22.1             33.73             5/1LIBOR IO             60           1 YR Libor
   16704328                  6.875                 4824.22      No_PP        No PP           20.19            22.78             5/1LIBOR IO             60           1 YR Libor
   16365577                  8.25                  632.57       No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16365578                   7.5                  1243.27      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16664309                  6.375                 1936.71      Prepay       36MPP           30.25            31.38             5/1LIBOR IO             60           1 YR Libor
   16365654                  7.375                 1067.95      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16658609                  6.25                  2062.67      No_PP        No PP           34.03            36.37             5/1LIBOR IO             60           1 YR Libor
   16704320                  6.875                 1781.25      Prepay       36MPP           28.01            32.02             5/1LIBOR IO             60           1 YR Libor
   16704311                  6.75                  8680.58      No_PP        No PP           32.65            33.96             5/1LIBOR IO             60           1 YR Libor
   16658606                   6.5                    990        No_PP        No PP           24.21            25.59             5/1LIBOR IO             60           1 YR Libor
   16684431                  6.25                   1495        Prepay       36MPP           21.1             41.75             5/1LIBOR IO             60           1 YR Libor
   16684053                  6.75                  745.14       No_PP        No PP           38.05            48.95               5/1LIBOR               0           1 YR Libor
   16684059                  6.75                  3098.67      No_PP        No PP           20.49            25.01             5/1LIBOR IO             60           1 YR Libor
   16684066                  7.125                 759.75       No_PP        No PP           18.4             41.16               5/1LIBOR               0           1 YR Libor
   16707969                  6.375                 5520.83      No_PP        No PP           43.53            43.69             5/1LIBOR IO             60           1 YR Libor
   16629195                    7                   5720.85      No_PP        No PP           15.71            30.99             5/1LIBOR IO             60           1 YR Libor
   16361024                  6.25                  577.48       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16359794                  6.625                 1239.58      No_PP        No PP           32.55            36.49             5/6LIBOR IO             120          6 Mo Libor
   16358332                  8.375                 1327.56      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16358032                  8.375                 796.53       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16349510                  7.125                  1605        Prepay       36MPP           8.16              42.3             5/6LIBOR IO             120          6 Mo Libor
   16349251                  8.375                 2078.12      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16348007                  7.875                 1328.24      Prepay       36MPP           23.19            41.83               5/6LIBOR               0           6 Mo Libor
   16348018                  7.875                 1280.16      Prepay       36MPP           39.47            41.83               5/6LIBOR               0           6 Mo Libor
   16770418                  7.25                  2293.42      No_PP        No PP           21.02            35.74               5/1LIBOR               0           1 YR Libor
   16685353                  6.25                  1416.57      No_PP        No PP           38.06            46.71             5/1LIBOR IO             60           1 YR Libor
   16685354                  5.625                 1143.07      No_PP        No PP           24.34            32.74             5/1LIBOR IO             60           1 YR Libor
   16685356                  6.375                 2100.21      No_PP        No PP           41.65            41.92               5/1LIBOR               0           1 YR Libor
   16685357                  6.25                  682.63       No_PP        No PP           41.1             42.84               5/1LIBOR               0           1 YR Libor
   16685358                   6.5                   903.6       No_PP        No PP           26.2             36.01             5/1LIBOR IO             60           1 YR Libor
   16685359                  7.25                  771.93       No_PP        No PP           20.56            27.31               5/1LIBOR               0           1 YR Libor
   16770421                  6.375                 1753.42      No_PP        No PP           32.44             37.8             5/1LIBOR IO             60           1 YR Libor
   16770422                  6.75                  928.67       No_PP        No PP           29.34            37.99             5/1LIBOR IO             60           1 YR Libor
   16770423                  6.75                  3173.33      No_PP        No PP           42.58            43.48             5/1LIBOR IO             60           1 YR Libor
   16770424                   6.5                   2925        No_PP        No PP           28.32            48.16             5/1LIBOR IO             60           1 YR Libor
   16677500                  7.125                 1199.01      No_PP        No PP           36.8              36.8               5/1LIBOR               0           1 YR Libor
   16770425                   6.5                  1068.75      No_PP        No PP           27.22             39.9             5/1LIBOR IO             60           1 YR Libor
   16677501                  6.625                 5729.17      No_PP        No PP           45.65            48.11             5/1LIBOR IO             60           1 YR Libor
   16770426                  6.625                 400.46       No_PP        No PP           17.13            29.48               5/1LIBOR               0           1 YR Libor
   16677502                  6.25                   2535        No_PP        No PP           33.8             36.87             5/1LIBOR IO             60           1 YR Libor
   16685360                  6.625                 1292.5       No_PP        No PP           31.5             40.63             5/1LIBOR IO             60           1 YR Libor
   16677503                  7.125                 1326.09      No_PP        No PP           27.95            37.22               5/1LIBOR               0           1 YR Libor
   16770428                  8.125                 1774.94      No_PP        No PP            8.7             41.18             5/1LIBOR IO             60           1 YR Libor
   16685361                  7.125                 3048.33      No_PP        No PP           28.09             28.4             5/1LIBOR IO             60           1 YR Libor
   16677504                  6.75                  1979.94      No_PP        No PP           31.25            44.94               5/1LIBOR               0           1 YR Libor
   16770429                  7.125                 859.93       No_PP        No PP           23.28            27.09             5/1LIBOR IO             60           1 YR Libor
   16685362                  6.75                   1057        No_PP        No PP           26.7             40.38             5/1LIBOR IO             60           1 YR Libor
   16677505                  7.125                 736.95       No_PP        No PP           16.9             27.26             5/1LIBOR IO             60           1 YR Libor
   16677506                    7                   1446.21      No_PP        No PP           22.66             43.3               5/1LIBOR               0           1 YR Libor
   16685363                  6.875                 1757.05      No_PP        No PP           35.44            49.38               5/1LIBOR               0           1 YR Libor
   16685364                  7.125                 850.58       No_PP        No PP           37.96            44.07             5/1LIBOR IO             60           1 YR Libor
   16677507                  6.875                 2968.75      No_PP        No PP           51.13            51.13             5/1LIBOR IO             60           1 YR Libor
   16685365                   7.5                  1756.15      No_PP        No PP           24.5             37.35             5/1LIBOR IO             60           1 YR Libor
   16677508                   6.5                  1779.75      No_PP        No PP           37.2             48.11               5/1LIBOR               0           1 YR Libor
   16677509                  7.25                   1750        No_PP        No PP           8.66             41.09             5/1LIBOR IO             60           1 YR Libor
   16685366                  6.75                  1165.6       No_PP        No PP           16.57            46.24               5/1LIBOR               0           1 YR Libor
   16685367                  6.75                  894.16       No_PP        No PP           19.91            29.08               5/1LIBOR               0           1 YR Libor
   16685368                   6.5                    585        No_PP        No PP           22.62            32.49             5/1LIBOR IO             60           1 YR Libor
   16685369                  6.75                  846.53       No_PP        No PP           27.81            40.39             5/1LIBOR IO             60           1 YR Libor
   16770430                  7.375                 981.08       No_PP        No PP           23.68            40.11             5/1LIBOR IO             60           1 YR Libor
   16770432                    7                   955.04       No_PP        No PP           21.05            27.36               5/1LIBOR               0           1 YR Libor
   16770433                  7.375                 1061.91      No_PP        No PP           20.19            44.58             5/1LIBOR IO             60           1 YR Libor
   16673315                  7.375                 620.02       No_PP        No PP             0                0                 3/1LIBOR               0           1 YR Libor
   16770434                  6.25                  1165.53      No_PP        No PP           25.05            38.11               5/1LIBOR               0           1 YR Libor
   16673316                   5.5                  3180.47      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16677510                  7.125                 1548.75      No_PP        No PP           16.09            32.86             5/1LIBOR IO             60           1 YR Libor
   16770435                  6.75                  5308.33      No_PP        No PP           26.83            45.78             5/1LIBOR IO             60           1 YR Libor
   16673317                   5.5                  1358.09      No_PP        No PP           36.23             40.1               5/1LIBOR               0           1 YR Libor
   16677511                  6.75                  1773.33      No_PP        No PP           21.75            45.67             5/1LIBOR IO             60           1 YR Libor
   16673318                  7.125                 1230.26      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770437                   6.5                  804.26       No_PP        No PP           28.84            41.19               5/1LIBOR               0           1 YR Libor
   16673319                  6.125                 2557.86      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16685370                  6.625                  1461        No_PP        No PP           39.8             49.19               5/1LIBOR               0           1 YR Libor
   16770438                    7                     928        No_PP        No PP           24.63            35.37             5/1LIBOR IO             60           1 YR Libor
   16685371                  6.25                   936.7       No_PP        No PP           24.77            43.81             5/1LIBOR IO             60           1 YR Libor
   16770439                    7                   625.31       No_PP        No PP           26.48            26.48             5/1LIBOR IO             60           1 YR Libor
   16685372                  7.25                  727.18       No_PP        No PP           33.44            40.71               5/1LIBOR               0           1 YR Libor
   16685374                  7.125                 1720.83      No_PP        No PP           40.09            50.57             5/1LIBOR IO             60           1 YR Libor
   16685375                    7                   1064.2       No_PP        No PP           25.28             43.4               5/1LIBOR               0           1 YR Libor
   16685376                  6.25                    975        No_PP        No PP           30.85             41.7             5/1LIBOR IO             60           1 YR Libor
   16685377                  6.375                 1566.96      No_PP        No PP           12.03            40.06               5/1LIBOR               0           1 YR Libor
   16673320                    6                   2873.18      No_PP        No PP           24.25            37.26              10/1LIBOR               0           1 YR Libor
   16673321                  6.625                 3021.87      No_PP        No PP             0                0                 3/1LIBOR               0           1 YR Libor
   16770440                  6.875                 803.07       No_PP        No PP           31.38            36.07               5/1LIBOR               0           1 YR Libor
   16673322                  6.625                 3126.98      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16673323                  6.875                  1140        No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16673324                  6.625                 1371.66      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770443                   6.5                  1164.77      No_PP        No PP           31.6             33.15               5/1LIBOR               0           1 YR Libor
   16673325                   6.5                  3362.33      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770444                   6.5                  1323.14      No_PP        No PP           18.62            33.54               5/1LIBOR               0           1 YR Libor
   16673326                  7.125                 1014.29      No_PP        No PP             0                0               3/1LIBOR IO             36           1 YR Libor
   16673327                  6.875                 1258.75      No_PP        No PP           17.4             48.16             5/1LIBOR IO             60           1 YR Libor
   16770446                  6.375                 1106.45      No_PP        No PP           29.24            38.11               5/1LIBOR               0           1 YR Libor
   16673328                  7.25                  1531.25      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16770447                  6.625                 1408.45      No_PP        No PP           21.86            31.25               5/1LIBOR               0           1 YR Libor
   16673329                    7                   3308.55      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16685380                  6.25                   1690        No_PP        No PP           34.17            41.66             5/1LIBOR IO             60           1 YR Libor
   16770448                   7.5                  1318.19      No_PP        No PP           16.98            39.34               5/1LIBOR               0           1 YR Libor
   16685381                   6.5                  908.03       No_PP        No PP           45.69            49.04               5/1LIBOR               0           1 YR Libor
   16770449                   6.5                  1297.19      No_PP        No PP           31.8             35.99               5/1LIBOR               0           1 YR Libor
   16685383                    7                   1173.34      No_PP        No PP           41.86            48.55               5/1LIBOR               0           1 YR Libor
   16685384                  6.25                  905.67       No_PP        No PP           30.17             39.5             5/1LIBOR IO             60           1 YR Libor
   16685385                  7.625                 981.75       No_PP        No PP           38.27            38.27             5/1LIBOR IO             60           1 YR Libor
   16685386                  7.125                 1007.43      No_PP        No PP           47.87            47.87             5/1LIBOR IO             60           1 YR Libor
   16685387                  6.25                    585        No_PP        No PP           18.68            26.79             5/1LIBOR IO             60           1 YR Libor
   16685388                  6.875                 1681.6       No_PP        No PP           26.36            45.85               5/1LIBOR               0           1 YR Libor
   16685389                  6.875                 800.37       No_PP        No PP           24.32              33                5/1LIBOR               0           1 YR Libor
   16673330                   7.5                  587.06       No_PP        No PP           15.64            49.39             5/1LIBOR IO             60           1 YR Libor
   16770450                   6.5                  762.75       No_PP        No PP           23.05            40.67               5/1LIBOR               0           1 YR Libor
   16673332                  6.75                   3150        No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16770451                  6.25                  960.74       No_PP        No PP           26.89            32.16               5/1LIBOR               0           1 YR Libor
   16673333                  6.75                  1913.33      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16770452                  6.625                 830.35       No_PP        No PP           12.18            31.92               5/1LIBOR               0           1 YR Libor
   16673334                  7.75                  1203.37      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16673335                    7                   2114.74      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16770454                   6.5                  1822.5       No_PP        No PP           32.06            44.15             5/1LIBOR IO             60           1 YR Libor
   16673336                    7                    922.3       No_PP        No PP            8.8             15.71               5/1LIBOR               0           1 YR Libor
   16770455                  7.25                   1175        No_PP        No PP           22.9             38.77             5/1LIBOR IO             60           1 YR Libor
   16770456                  6.625                 1150.42      No_PP        No PP           38.08            45.76             5/1LIBOR IO             60           1 YR Libor
   16673338                    7                    815.2       No_PP        No PP            8.8             24.51               5/1LIBOR               0           1 YR Libor
   16770457                  7.25                   1575        No_PP        No PP           12.84            26.19             5/1LIBOR IO             60           1 YR Libor
   16673339                    7                   743.57       No_PP        No PP            8.8             15.71               5/1LIBOR               0           1 YR Libor
   16770458                  7.25                   2250        No_PP        No PP           31.09            45.33             5/1LIBOR IO             60           1 YR Libor
   16685390                    7                   1377.99      No_PP        No PP           15.41            33.68               5/1LIBOR               0           1 YR Libor
   16685391                   7.5                  1446.67      No_PP        No PP           27.63            51.26             5/1LIBOR IO             60           1 YR Libor
   16770459                  6.625                 545.42       No_PP        No PP           20.99            23.56             5/1LIBOR IO             60           1 YR Libor
   16685392                  7.125                 1740.5       No_PP        No PP           34.01            44.13               5/1LIBOR               0           1 YR Libor
   16685393                  7.25                   1200        No_PP        No PP           34.4             42.12             5/1LIBOR IO             60           1 YR Libor
   16685394                  7.125                 1917.5       No_PP        No PP           13.09            34.09             5/1LIBOR IO             60           1 YR Libor
   16685395                   6.5                  1030.5       No_PP        No PP           17.66            20.17             5/1LIBOR IO             60           1 YR Libor
   16685398                  6.875                  943.2       No_PP        No PP           15.7              40.1               5/1LIBOR               0           1 YR Libor
   16673340                    7                   1068.28      No_PP        No PP            8.8             15.71               5/1LIBOR               0           1 YR Libor
   16662892                  6.625                 723.82       No_PP        No PP           36.05            44.96             5/1LIBOR IO             60           1 YR Libor
   16662893                   6.5                  767.25       No_PP        No PP           33.03            33.47             5/1LIBOR IO             60           1 YR Libor
   16662894                  6.375                 948.75       No_PP        No PP           20.27             25.2             5/1LIBOR IO             60           1 YR Libor
   16662895                  6.75                  1290.68      No_PP        No PP           31.6             42.62               5/1LIBOR               0           1 YR Libor
   16662896                   7.5                  1647.74      No_PP        No PP           12.83            23.56               5/1LIBOR               0           1 YR Libor
   16662898                  6.75                  829.76       No_PP        No PP           35.01            41.21               5/1LIBOR               0           1 YR Libor
   16662899                  7.875                 2049.29      No_PP        No PP           33.58            49.29               3/1LIBOR               0           1 YR Libor
   16685410                  6.625                 977.51       No_PP        No PP           32.56            44.58               5/1LIBOR               0           1 YR Libor
   16650760                    7                   753.52       No_PP        No PP           37.87            46.73             5/1LIBOR IO             60           1 YR Libor
   16685411                  6.875                 1829.81      No_PP        No PP           31.46            46.74               5/1LIBOR               0           1 YR Libor
   16685412                  6.25                  1449.12      No_PP        No PP           38.15            38.42             5/1LIBOR IO             60           1 YR Libor
   16685413                    7                   2078.33      No_PP        No PP           33.12            38.54             5/1LIBOR IO             60           1 YR Libor
   16650763                  7.375                 660.83       No_PP        No PP           33.77            33.77             5/1LIBOR IO             60           1 YR Libor
   16650764                   6.5                   1809        No_PP        No PP           40.51            48.39             5/1LIBOR IO             60           1 YR Libor
   16685414                    7                   1208.33      No_PP        No PP           45.24            45.24             5/1LIBOR IO             60           1 YR Libor
   16650765                  6.625                 656.92       No_PP        No PP           8.16             15.86               5/1LIBOR               0           1 YR Libor
   16685416                  6.625                 1149.47      No_PP        No PP           27.52            40.21             5/1LIBOR IO             60           1 YR Libor
   16650766                  6.75                  1014.38      No_PP        No PP           12.96            34.15             5/1LIBOR IO             60           1 YR Libor
   16685417                  6.625                 1208.74      No_PP        No PP           38.7             43.11               5/1LIBOR               0           1 YR Libor
   16650768                  6.375                 1183.67      No_PP        No PP           17.16            18.87             5/1LIBOR IO             60           1 YR Libor
   16685419                  6.25                  1193.34      No_PP        No PP           36.56            41.03               5/1LIBOR               0           1 YR Libor
   16770400                  6.25                   1859        No_PP        No PP           18.96            46.36             5/1LIBOR IO             60           1 YR Libor
   16770402                  7.125                 1278.33      No_PP        No PP           43.66            45.75             5/1LIBOR IO             60           1 YR Libor
   16770403                  8.125                 742.58       No_PP        No PP           6.82             20.66             5/1LIBOR IO             60           1 YR Libor
   16770404                  6.875                 4631.25      No_PP        No PP           14.69            26.02             5/1LIBOR IO             60           1 YR Libor
   16770405                  6.875                  807.5       No_PP        No PP           28.59            40.05             5/1LIBOR IO             60           1 YR Libor
   16770406                   6.5                   1467        No_PP        No PP           23.62             39.8             5/1LIBOR IO             60           1 YR Libor
   16685420                  6.25                  723.67       No_PP        No PP           24.69            39.68             5/1LIBOR IO             60           1 YR Libor
   16770407                  6.375                 1818.48      No_PP        No PP           29.31            39.36               5/1LIBOR               0           1 YR Libor
   16685421                  7.125                 1942.08      No_PP        No PP           45.58            46.02             5/1LIBOR IO             60           1 YR Libor
   16770408                  6.75                    840        No_PP        No PP           35.66            45.85             5/1LIBOR IO             60           1 YR Libor
   16770413                  6.375                 1214.02      No_PP        No PP           24.35            33.95               5/1LIBOR               0           1 YR Libor
   16770414                  7.125                 1077.45      No_PP        No PP           22.93            29.12               5/1LIBOR               0           1 YR Libor
   16770415                    7                   1146.05      No_PP        No PP           15.15            39.74               5/1LIBOR               0           1 YR Libor
   16224409                  7.375                 1167.67      Prepay       36MPP           18.91            38.99             5/6LIBOR IO             120          6 Mo Libor
   16220765                    7                   2545.92      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16723777                   5.5                  734.38       No_PP        No PP           23.96            43.83             3/1LIBOR IO             36           1 YR Libor
   16207507                   7.5                  1023.75      Prepay       36MPP           4.67             43.07             5/6LIBOR IO             120          6 Mo Libor
   16710739                   6.5                  5729.17      No_PP        No PP           26.65            42.51             5/1LIBOR IO             120          1 YR Libor
   16710210                  6.875                 1326.43      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16710129                    7                   2587.4       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16709755                    9                   480.47       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16708198                  8.125                 849.76       Prepay       36MPP           11.94            40.56               7/6LIBOR               0           6 Mo Libor
   16708231                  8.375                 1169.49      Prepay       6MPP            29.83            36.35             5/6LIBOR IO             60           6 Mo Libor
   16708296                  7.875                 5241.5       No_PP        No PP           27.59            36.63             5/6LIBOR IO             120          6 Mo Libor
   16708313                  6.875                 4011.67      Prepay       6MPP            27.71            41.93             5/6LIBOR IO             120          6 Mo Libor
   16709518                  7.37                  857.47       Prepay       6MPP            16.07            45.93             5/6LIBOR IO             120          6 Mo Libor
   16709529                  7.25                  3303.53      No_PP        No PP           35.34            38.09             5/6LIBOR IO             120          6 Mo Libor
   16709553                  7.625                 1242.67      Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16709654                  5.705                 1524.66      Prepay       36MPP           34.15             48.6             5/6LIBOR BLN             0           6 Mo Libor
   16709664                  7.125                 11562.5      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16707251                   6.5                  1102.86      No_PP        No PP           14.98            42.31             3/6LIBOR IO             120          6 Mo Libor
   16707791                  6.25                  2318.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16707863                  7.125                 755.15       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16707919                  7.75                  5552.08      No_PP        No PP           32.67             44.2             5/6LIBOR IO             120          6 Mo Libor
   16706944                  8.125                 4604.17      Prepay       36MPP           7.87             45.92             7/6LIBOR IO             120          6 Mo Libor
   16706949                    8                   6804.69      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16707014                  7.75                  1245.83      Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16707061                  7.75                  7447.92      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16707075                   5.5                  1346.35      Prepay       36MPP           30.42            41.06             3/6LIBOR IO             120          6 Mo Libor
   16707083                  7.375                 1357.02      Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16706851                  7.755                 2615.52      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16706936                    7                   786.05       No_PP        No PP             0                0               10/6LIBORIO             120          6 Mo Libor
   16706819                   6.7                  3074.01      Prepay       36MPP           19.76            36.75               5/6LIBOR               0           6 Mo Libor
   16706791                  7.375                 3358.33      Prepay       36MPP           33.38             40.1             5/6LIBOR IO             120          6 Mo Libor
   16706639                  6.875                 1208.33      Prepay       36MPP           35.41            35.41             5/6LIBOR IO             120          6 Mo Libor
   16706761                  6.35                  3380.21      No_PP        No PP           8.42             17.47             5/6LIBOR IO             120          6 Mo Libor
   16706763                   7.5                  4252.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16706545                  8.305                 609.58       Prepay       6MPP            24.23             31.6             5/6LIBOR IO             120          6 Mo Libor
   16706429                  6.875                 3673.33      No_PP        No PP           24.56            39.29             5/6LIBOR IO             120          6 Mo Libor
   16704077                    8                    3685        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16704080                    8                   297.49       Prepay       36MPP             0                0                 7/6LIBOR               0           6 Mo Libor
   16704088                  6.375                 2606.5       No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16704158                  7.125                 8198.44      Prepay       4MPP            28.73            37.95             5/6LIBOR IO             120          6 Mo Libor
   16704440                  8.22                  1560.25      Prepay       36MPP           33.03            49.39             5/6LIBOR IO             120          6 Mo Libor
   16704441                    8                   4123.99      No_PP        No PP           36.26            37.98             5/6LIBOR IO             120          6 Mo Libor
   16704623                    7                   1784.75      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16697913                    8                   2735.83      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16703995                   7.5                  6168.75      Prepay       36MPP           35.21            40.43             5/6LIBOR IO             120          6 Mo Libor
   16697691                   7.5                  4068.75      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16697693                    8                   455.44       Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16697753                    8                   2910.31      Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16697787                   6.5                  5729.17      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16697827                  8.075                 1258.69      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16697838                    7                   2993.94      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16711130                  5.875                 916.67       No_PP        No PP           25.81            39.31             5/1LIBOR IO             60           1 YR Libor
   15892542                  6.375                 310.67       Prepay       36MPP           25.68            46.26             5/6LIBOR IO             60           6 Mo Libor
   15899479                  7.25                  996.33       No_PP        No PP           19.11            27.21             5/6LIBOR IO             60           6 Mo Libor
   15776102                  7.25                  1855.09      No_PP        No PP           32.34            32.34             5/6LIBOR IO             60           6 Mo Libor
   16770642                  6.875                 1328.59      Prepay       36MPP           46.4             48.42             5/1LIBOR IO             60           1 YR Libor
   16318267                  6.875                 2295.83      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16314650                  7.125                 917.37       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16629192                   6.5                  1344.26      No_PP        No PP           21.28            32.41             5/1LIBOR IO             60           1 YR Libor
   16776354                   6.5                  1823.71      No_PP        No PP           32.69            41.74             5/6LIBOR IO             120          6 Mo Libor
   16684826                  6.375                 1172.18      No_PP        No PP           36.63            43.87             5/1LIBOR IO             60           1 YR Libor
   16709469                  6.75                  1507.5       No_PP        No PP           18.03            31.54             5/1LIBOR IO             60           1 YR Libor
   16798290                  6.75                  3891.59      No_PP        No PP           28.61            30.81               5/1LIBOR               0           1 YR Libor
   16714978                  7.875                  1870        No_PP        No PP           37.13            45.55             5/6LIBOR IO             120          6 Mo Libor
   16798293                  6.875                  1375        No_PP        No PP           32.35            37.36             5/1LIBOR IO             60           1 YR Libor
   16798295                   6.5                  2166.67      Prepay       36MPP           17.68            19.45             5/1LIBOR IO             60           1 YR Libor
   16798298                  6.375                 2656.25      No_PP        No PP           29.51            35.05             5/1LIBOR IO             60           1 YR Libor
   16697698                  7.875                  6875        No_PP        No PP           29.6             33.59             5/6LIBOR IO             120          6 Mo Libor
   16723251                  7.375                  2440        No_PP        No PP           21.2             23.49             5/1LIBOR IO             60           1 YR Libor
   16704703                    7                   2112.01      Prepay       36MPP           32.89             33.1             5/6LIBOR BLN             0           6 Mo Libor
   16600555                    8                   2177.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16704380                  6.125                 1997.49      No_PP        No PP           30.76            39.25             5/1LIBOR IO             60           1 YR Libor
   16672610                  7.875                 982.09       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16667104                  7.125                 586.82       No_PP        No PP           16.02            34.11               5/6LIBOR               0           6 Mo Libor
   16770704                    6                   1709.64      No_PP        No PP           11.4             19.46             5/1LIBOR IO             60           1 YR Libor
   16770623                  6.375                 1157.17      No_PP        No PP           33.74            35.66             5/1LIBOR IO             60           1 YR Libor
   16664270                   5.5                  1462.12      Prepay       36MPP           17.02            37.23             5/6LIBOR BLN             0           6 Mo Libor
   16704546                  6.25                  2058.33      No_PP        No PP           28.21            28.49             5/1LIBOR IO             60           1 YR Libor
   16672615                  6.875                 1686.25      No_PP        No PP           38.34            40.05             5/1LIBOR IO             60           1 YR Libor
   16704385                   6.5                  2227.5       No_PP        No PP           27.28            31.34             5/1LIBOR IO             60           1 YR Libor
   16770625                  6.875                 1373.85      No_PP        No PP           15.41            46.07             5/1LIBOR IO             60           1 YR Libor
   16770626                  6.875                 1764.58      No_PP        No PP           35.76            36.12             5/1LIBOR IO             60           1 YR Libor
   16770627                  6.75                  1840.42      No_PP        No PP           23.85            35.74             5/1LIBOR IO             60           1 YR Libor
   16704388                  6.375                 2119.45      No_PP        No PP           32.13            35.97             5/1LIBOR IO             60           1 YR Libor
   16775471                  6.875                 1425.53      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693580                    8                    468.2       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16704389                  6.25                   721.5       No_PP        No PP           19.75             33.8             5/1LIBOR IO             60           1 YR Libor
   16775556                  5.625                 2377.25      No_PP        No PP           36.89            49.59             5/6LIBOR IO             120          6 Mo Libor
   16767376                  8.75                  790.84       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16785196                  7.375                 814.19       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16778780                  6.25                  1217.67      No_PP        No PP           22.22            43.92             5/1LIBOR IO             60           1 YR Libor
   16778862                  5.375                 2104.69      Prepay       36MPP           22.55            27.01             5/1LIBOR IO             60           1 YR Libor
   16772969                  5.625                  1852        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16723262                  5.875                 1194.38      No_PP        No PP           39.44            42.87             5/1LIBOR IO             60           1 YR Libor
   16672620                    7                   1512.83      No_PP        No PP           26.93            33.39             5/1LIBOR IO             60           1 YR Libor
   16770630                  6.625                 2291.67      No_PP        No PP           23.08            33.37             5/1LIBOR IO             60           1 YR Libor
   16704633                    8                   1423.75      Prepay       5MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16693033                  6.75                  2826.25      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16770631                  6.75                   697.5       No_PP        No PP           22.11            36.28             5/1LIBOR IO             60           1 YR Libor
   16721564                  7.375                 1358.32      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16704392                   6.5                   1350        No_PP        No PP           40.7             45.35             5/1LIBOR IO             60           1 YR Libor
   16723347                  5.875                 1306.67      No_PP        No PP           15.06            24.63             5/1LIBOR IO             60           1 YR Libor
   16684126                  6.25                  721.77       No_PP        No PP           25.65            34.77             5/1LIBOR IO             60           1 YR Libor
   16649054                  6.625                 2108.33      No_PP        No PP           13.85              16              5/1LIBOR IO             60           1 YR Libor
   16770635                   6.5                   1080        No_PP        No PP           22.82            32.75             5/1LIBOR IO             60           1 YR Libor
   16790238                  7.125                 1673.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16704396                  6.875                 1353.75      No_PP        No PP           26.48            37.35             5/1LIBOR IO             60           1 YR Libor
   16770636                  6.125                 940.31       No_PP        No PP           13.06            34.44             5/1LIBOR IO             60           1 YR Libor
   16776451                   6.5                  1132.89      Prepay       36MPP           46.31            46.31             5/6LIBOR BLN             0           6 Mo Libor
   16664366                   6.5                  1012.5       No_PP        No PP           27.29            32.33             5/1LIBOR IO             60           1 YR Libor
   16672709                  6.75                  1925.58      No_PP        No PP           38.81            40.42             5/1LIBOR IO             60           1 YR Libor
   16764951                  6.25                  601.97       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16707947                    6                    2000        No_PP        No PP           37.68            42.37             5/1LIBOR IO             60           1 YR Libor
   16778077                    7                   2114.17      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16768198                  7.125                 3146.67      No_PP        No PP           39.73            40.55             5/1LIBOR IO             60           1 YR Libor
   16684210                  6.625                 1260.42      No_PP        No PP           31.42            35.92             5/1LIBOR IO             60           1 YR Libor
   16649300                   6.5                  1723.1       No_PP        No PP           34.66            37.69             5/6LIBOR IO             120          6 Mo Libor
   16684050                  7.625                 780.94       No_PP        No PP           23.98            52.91             5/1LIBOR IO             60           1 YR Libor
   16649302                  6.375                 696.94       No_PP        No PP           37.37            49.78             5/6LIBOR IO             120          6 Mo Libor
   16770641                  6.625                 1856.25      No_PP        No PP           40.65            40.89             5/1LIBOR IO             60           1 YR Libor
   16723438                   6.5                   2151        No_PP        No PP           24.14            32.22             5/1LIBOR IO             60           1 YR Libor
   16664291                  6.25                  1993.33      No_PP        No PP           39.84            43.35             5/1LIBOR IO             60           1 YR Libor
   16775730                  6.125                 914.07       Prepay       24MPP           16.76            32.98             5/6LIBOR IO             120          6 Mo Libor
   16649308                  6.75                  1466.56      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16684057                  5.375                 1872.66      No_PP        No PP           13.57            36.53             5/1LIBOR IO             60           1 YR Libor
   16707871                  6.375                  899.9       No_PP        No PP           14.55            37.08             5/1LIBOR IO             60           1 YR Libor
   16768361                  6.625                 1833.33      No_PP        No PP           21.14             37.5             5/1LIBOR IO             60           1 YR Libor
   16773078                  7.875                  2200        Prepay       36MPP           26.69            44.25             5/6LIBOR IO             120          6 Mo Libor
   16691980                  6.25                  3533.34      Prepay       12MPP           28.77            41.48             5/6LIBOR IO             120          6 Mo Libor
   16764961                  6.625                  962.5       Prepay       4MPP            29.7             45.32             5/6LIBOR IO             120          6 Mo Libor
   16770568                  7.375                 2197.75      No_PP        No PP           30.98            35.24             5/1LIBOR IO             60           1 YR Libor
   16697165                   6.5                  1263.69      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16767473                  6.75                  1232.15      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16709738                  7.375                 1369.17      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16711062                    8                   470.64       No_PP        No PP           6.97             31.48               5/6LIBOR               0           6 Mo Libor
   16708132                  6.125                 2103.75      No_PP        No PP           16.46            27.08             5/1LIBOR IO             60           1 YR Libor
   16704019                    8                   1619.17      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16707242                   7.5                   1470        Prepay       36MPP           7.22             44.36             5/6LIBOR IO             120          6 Mo Libor
   16649310                  6.875                 2241.46      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16704570                   5.5                  1916.67      No_PP        No PP           32.6             39.08             5/1LIBOR IO             60           1 YR Libor
   16640904                  7.375                 425.73       No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16710971                    7                   1178.46      Prepay       36MPP           16.46            44.28             5/6LIBOR IO             120          6 Mo Libor
   16718730                  7.875                 1352.28      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16709901                  7.875                  4345        No_PP        No PP           22.67            39.02             5/6LIBOR IO             120          6 Mo Libor
   16648342                  6.375                 1280.83      No_PP        No PP           14.69            27.11             5/1LIBOR IO             60           1 YR Libor
   16729508                  7.25                  1184.42      No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16709584                  7.125                 1072.13      Prepay       36MPP           32.97             42.2             5/6LIBOR IO             120          6 Mo Libor
   16770659                  7.625                 965.83       No_PP        No PP           23.87            38.37             5/1LIBOR IO             60           1 YR Libor
   16670310                  7.75                  1572.91      Prepay       6MPP            6.67             37.65             5/6LIBOR BLN             0           6 Mo Libor
   16730107                  7.625                 1089.65      No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   16718023                    7                   1046.64      Prepay       36MPP           39.64            40.26             5/6LIBOR IO             120          6 Mo Libor
   16708224                  5.75                  3621.92      No_PP        No PP           36.8              36.8             10/6LIBORIO             120          6 Mo Libor
   16694112                   6.5                  1168.29      Prepay       36MPP           32.86            35.83             5/6LIBOR IO             120          6 Mo Libor
   16780703                  6.75                   1260        No_PP        No PP           34.51            43.37             5/1LIBOR IO             60           1 YR Libor
   16780704                  6.625                 1214.58      No_PP        No PP           20.35            33.91             5/1LIBOR IO             60           1 YR Libor
   16684234                  6.625                 1420.83      No_PP        No PP           28.15            42.53             5/1LIBOR IO             60           1 YR Libor
   16780706                   6.5                  3656.25      No_PP        No PP           29.18            29.18             5/1LIBOR IO             60           1 YR Libor
   16780708                  6.625                 1010.05      No_PP        No PP           31.38            31.38             5/1LIBOR IO             60           1 YR Libor
   16780709                  6.875                 1283.33      No_PP        No PP           19.67            27.51             5/1LIBOR IO             60           1 YR Libor
   16704587                  6.875                  2204        No_PP        No PP           18.56            41.22             5/1LIBOR IO             60           1 YR Libor
   16649327                  7.25                  1651.45      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16717775                  7.875                 390.66       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16681488                  7.25                  1046.85      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16684794                  6.125                 3435.86      No_PP        No PP           26.63            35.52             5/1LIBOR IO             60           1 YR Libor
   16764989                  7.125                 1012.47      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16718115                  7.125                  1900        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16780711                  7.25                  3929.34      No_PP        No PP           34.73            36.93               5/1LIBOR               0           1 YR Libor
   16723543                    8                   4038.15      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16780714                  7.25                  1515.55      No_PP        No PP           15.15            15.38               5/1LIBOR               0           1 YR Libor
   16714637                   6.5                   2200        Prepay       36MPP           27.63            49.66             5/6LIBOR IO             120          6 Mo Libor
   16649333                   6.5                   711.7       No_PP        No PP           13.1              38.7             5/6LIBOR IO             120          6 Mo Libor
   16681733                   7.5                  2178.75      Prepay       36MPP           36.73            36.73             5/6LIBOR IO             120          6 Mo Libor
   16780715                  6.375                 1551.25      No_PP        No PP           24.39            32.56             5/1LIBOR IO             60           1 YR Libor
   16728714                  7.375                 1651.07      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16770592                  6.625                 1031.25      No_PP        No PP           25.03            37.54             5/1LIBOR IO             60           1 YR Libor
   16693318                   6.5                  1797.75      No_PP        No PP           40.69            44.36             5/1LIBOR IO             60           1 YR Libor
   16729525                  6.375                  882.9       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16780637                  7.25                  1372.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16704596                  7.125                  2625        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16688523                    8                   1331.43      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16770676                  6.125                 1143.25      No_PP        No PP           13.32            32.82             5/1LIBOR IO             60           1 YR Libor
   16765169                  6.75                  1068.75      Prepay       36MPP           21.13             38.5             5/6LIBOR IO             120          6 Mo Libor
   16646585                  7.125                 2237.44      Prepay       36MPP            31              47.05             5/6LIBOR BLN             0           6 Mo Libor
   16649339                  7.125                 1593.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16599185                  6.875                 1175.71      Prepay       24MPP           11.56            48.84             7/6LIBOR IO             120          6 Mo Libor
   16599186                  6.625                 845.25       Prepay       24MPP           11.56            42.09             5/6LIBOR IO             120          6 Mo Libor
   16778198                   9.5                  3258.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16717230                  6.25                   1950        No_PP        No PP           18.96            41.62             5/1LIBOR IO             60           1 YR Libor
   16731733                   8.5                  590.19       Prepay       36MPP           3.58             19.86             5/6LIBOR IO             60           6 Mo Libor
   16595150                  7.625                 1668.75      Prepay       12MPP           16.55            36.69             5/6LIBOR BLN             0           6 Mo Libor
   16684412                    6                   1229.17      No_PP        No PP           22.65            31.15             5/1LIBOR IO             60           1 YR Libor
   16649340                  6.625                 652.75       No_PP        No PP           17.22              28              5/6LIBOR IO             120          6 Mo Libor
   16728009                    7                   1961.52      Prepay       24MPP           33.42             38.3               5/6LIBOR               0           6 Mo Libor
   16708084                  6.375                 1545.83      No_PP        No PP           10.66            28.72             5/1LIBOR IO             60           1 YR Libor
   16708328                   6.5                  1556.16      No_PP        No PP           1.41             28.57             5/1LIBOR IO             60           1 YR Libor
   16629029                  7.25                  1071.25      No_PP        No PP           23.81            24.03             5/1LIBOR IO             60           1 YR Libor
   16694135                    7                   1081.17      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16714809                    6                   1563.6       No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16684173                  6.75                  1703.33      No_PP        No PP           32.37            34.52             5/1LIBOR IO             60           1 YR Libor
   16780808                  7.625                 1880.83      No_PP        No PP           23.28            38.51             5/1LIBOR IO             60           1 YR Libor
   16696551                  7.75                  1313.54      No_PP        No PP           9.18             36.28             5/6LIBOR IO             120          6 Mo Libor
   16780729                  6.25                  1939.51      No_PP        No PP           23.84            33.57               5/1LIBOR               0           1 YR Libor
   16397276                  6.875                 1129.02      Prepay       36MPP           29.71            29.98             5/6LIBOR BLN             0           6 Mo Libor
   16704053                    8                   1250.67      Prepay       36MPP           47.45            47.45             5/6LIBOR IO             120          6 Mo Libor
   16717240                  6.25                  711.08       Prepay       36MPP           17.58            36.62             5/6LIBOR IO             120          6 Mo Libor
   16714019                   7.5                   1575        Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16780810                    6                   2262.11      No_PP        No PP           23.19            35.82               5/1LIBOR               0           1 YR Libor
   16708171                  7.75                  3385.42      No_PP        No PP           10.09            29.59             5/6LIBOR IO             120          6 Mo Libor
   16244545                  5.875                 737.01       No_PP        No PP             0               15.6               5/6LIBOR               0           6 Mo Libor
   16717243                  4.625                 1530.47      No_PP        No PP           27.66            44.56             5/6LIBOR IO             120          6 Mo Libor
   16728016                  7.125                  1045        Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16716272                   6.5                   4400        Prepay       12MPP           17.27            37.96             5/6LIBOR IO             120          6 Mo Libor
   16629035                  7.25                   1685        No_PP        No PP           19.49            28.36             5/1LIBOR IO             60           1 YR Libor
   16780731                  7.625                 1358.97      No_PP        No PP           11.37            45.19               5/1LIBOR               0           1 YR Libor
   16658504                  6.75                   2310        No_PP        No PP           33.87            38.36             5/1LIBOR IO             60           1 YR Libor
   16697611                  6.75                  821.75       No_PP        No PP           24.89            36.21             5/6LIBOR IO             120          6 Mo Libor
   16775228                    7                   2269.96      No_PP        No PP           30.85            31.02             5/6LIBOR IO             120          6 Mo Libor
   16723569                  6.615                 2573.45      No_PP        No PP           38.43            39.55               2/6LIBOR               0           6 Mo Libor
   16775067                  7.375                 1577.78      No_PP        No PP           40.81            49.85             5/6LIBOR IO             120          6 Mo Libor
   16714579                  7.375                 1329.67      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16658428                  6.625                 2158.75      No_PP        No PP           31.48            33.39             5/1LIBOR IO             60           1 YR Libor
   16770695                  6.25                  2231.67      No_PP        No PP           31.17            32.35             5/1LIBOR IO             60           1 YR Libor
   16663858                  6.25                  1059.56      No_PP        No PP           31.49            40.89             5/1LIBOR IO             60           1 YR Libor
   16709313                  6.875                 1546.67      Prepay       12MPP           31.08            49.36             5/6LIBOR IO             120          6 Mo Libor
   16707451                  6.25                  1188.77      Prepay       36MPP           21.61             42.8             5/6LIBOR BLN             0           6 Mo Libor
   16717172                  6.125                 1657.5       No_PP        No PP           25.3             33.97             5/1LIBOR IO             60           1 YR Libor
   16717173                  6.625                 1741.09      No_PP        No PP           24.63            35.18             5/1LIBOR IO             60           1 YR Libor
   16780822                  6.875                 1191.17      No_PP        No PP           26.88            32.56             7/1LIBOR IO             84           1 YR Libor
   16684434                  5.625                 1874.61      No_PP        No PP           39.17            41.25             5/1LIBOR IO             60           1 YR Libor
   16780824                  7.25                  1739.4       No_PP        No PP           31.51            46.35             7/1LIBOR IO             84           1 YR Libor
   16717258                  6.75                   1672        Prepay       36MPP           19.56            27.23             5/6LIBOR IO             120          6 Mo Libor
   16708267                    8                   1535.42      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16706728                    8                   1841.28      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16770781                  5.625                 593.91       Prepay       36MPP             0                0               10/1LIBORIO             120          1 YR Libor
   16798304                  6.75                  2695.5       No_PP        No PP           24.98             26.3             5/1LIBOR IO             60           1 YR Libor
   16780826                  6.875                 1776.05      No_PP        No PP           34.06            36.91             7/1LIBOR IO             84           1 YR Libor
   16349359                  7.75                  3465.99      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16684358                  7.125                 1474.69      No_PP        No PP           16.26            43.07             5/1LIBOR IO             60           1 YR Libor
   16687823                   7.5                  1165.5       Prepay       24MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16723025                    9                   1687.5       Prepay       12MPP            24              44.41             5/6LIBOR IO             120          6 Mo Libor
   16714118                    7                   676.86       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16650843                   7.5                  2146.93      No_PP        No PP           32.19            32.19               5/6LIBOR               0           6 Mo Libor
   16706571                   6.5                  1237.5       Prepay       5MPP            22.3             30.31             5/6LIBOR IO             120          6 Mo Libor
   16658602                  6.375                 1764.62      No_PP        No PP           25.71             36.6             5/1LIBOR IO             60           1 YR Libor
   16798310                  6.25                  2171.88      No_PP        No PP           22.37            27.44             5/1LIBOR IO             60           1 YR Libor
   16713782                  7.25                   617.2       No_PP        No PP           25.62            47.18               5/6LIBOR               0           6 Mo Libor
   16717266                  6.75                  1356.25      No_PP        No PP           23.51            31.12             5/1LIBOR IO             60           1 YR Libor
   16713783                  7.75                  985.83       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16728912                  8.375                 1487.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16718158                  6.625                 2389.06      No_PP        No PP           25.74            31.86             5/1LIBOR IO             60           1 YR Libor
   16780754                  6.875                 8522.14      No_PP        No PP           32.4              42.9             5/1LIBOR IO             60           1 YR Libor
   16706738                   7.5                  616.87       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16692545                   7.5                  817.88       No_PP        No PP           24.23            47.64               5/1LIBOR               0           1 YR Libor
   16684446                    7                   1696.25      Prepay       36MPP           20.83            29.85             5/6LIBOR IO             120          6 Mo Libor
   16780838                  6.625                 1535.42      No_PP        No PP           15.18            24.77             10/1LIBORIO             120          1 YR Libor
   16772495                  6.375                  2772        Prepay       36MPP           29.44              40              5/6LIBOR IO             120          6 Mo Libor
   16658448                   6.5                   1125        No_PP        No PP           22.43            37.08             5/1LIBOR IO             60           1 YR Libor
   16649297                   5.5                  1855.14      No_PP        No PP           19.24             26.4             5/6LIBOR IO             120          6 Mo Libor
   16730242                  7.25                  1654.98      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16704326                  6.125                 2390.63      No_PP        No PP           15.33            32.82             5/1LIBOR IO             60           1 YR Libor
   16785210                  7.125                   740        Prepay       36MPP           5.45             21.93             5/6LIBOR IO             120          6 Mo Libor
   16684531                  6.375                 2302.19      No_PP        No PP           27.54             38.1             5/1LIBOR IO             60           1 YR Libor
   16629152                    7                   2519.38      No_PP        No PP           15.72            17.58             5/1LIBOR IO             60           1 YR Libor
   16704339                  6.75                  2328.67      No_PP        No PP           13.01            16.54             5/1LIBOR IO             60           1 YR Libor
   16707047                  7.875                  3520        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16728091                  7.125                   815        Prepay       36MPP           30.59            40.25             5/6LIBOR IO             120          6 Mo Libor
   16658646                  6.75                  1781.25      No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16775288                  6.125                 1256.4       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658487                  7.125                 1922.42      No_PP        No PP           14.03            48.29             5/1LIBOR IO             60           1 YR Libor
   16695899                  7.25                  8451.04      No_PP        No PP           39.65            44.03             7/6LIBOR IO             120          6 Mo Libor
   16773110                  7.875                  1925        Prepay       24MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16770520                  5.75                   1580        No_PP        No PP           34.69            39.26             5/1LIBOR IO             60           1 YR Libor
   16770601                  6.875                 2995.6       No_PP        No PP           33.85            39.16               5/1LIBOR               0           1 YR Libor
   16638175                    8                   1174.31      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16778207                    7                   718.31       Prepay       4MPP             6.8             14.65               5/6LIBOR               0           6 Mo Libor
   16728169                   6.5                  641.67       Prepay       12MPP           47.12            49.34             5/6LIBOR IO             120          6 Mo Libor
   16775376                  7.375                 1759.57      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16684819                  6.75                    910        No_PP        No PP           28.17             32.8             5/1LIBOR IO             60           1 YR Libor
   16729856                  7.625                12783.33      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16692758                  8.875                 829.26       No_PP        No PP           0.02             21.74               5/6LIBOR               0           6 Mo Libor
   16798286                    6                    2200        No_PP        No PP           15.65             23.1             5/1LIBOR IO             60           1 YR Libor
   16778765                  6.625                 1885.08      No_PP        No PP           22.66            40.54               5/1LIBOR               0           1 YR Libor
   16658499                  6.625                 1380.73      No_PP        No PP           27.79            41.01             5/1LIBOR IO             60           1 YR Libor
   16687885                  9.375                 2376.57      No_PP        No PP           11.62            40.33             5/6LIBOR IO             120          6 Mo Libor
   16723241                  6.375                 1298.5       No_PP        No PP           30.58            40.27             5/1LIBOR IO             60           1 YR Libor
   16770610                  6.25                   1625        No_PP        No PP           31.09            49.64             5/1LIBOR IO             60           1 YR Libor
   16730290                  7.875                 2034.45      No_PP        No PP             0              29.44             5/6LIBOR IO             120          6 Mo Libor
   16731262                  7.375                   612        Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16710850                  7.375                 2200.82      No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16649031                   6.5                  1181.1       No_PP        No PP           28.55             36.4             5/1LIBOR IO             60           1 YR Libor
   16672523                  6.75                  1654.99      No_PP        No PP           31.8             32.14             5/1LIBOR IO             60           1 YR Libor
   16770602                  6.625                 1150.42      No_PP        No PP           31.1             40.14             5/1LIBOR IO             60           1 YR Libor
   16713353                  5.625                  1560        Prepay       24MPP            25              36.57             5/6LIBOR IO             120          6 Mo Libor
   16680531                    7                   528.73       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16713274                  6.375                 3878.44      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16707911                    6                   1662.5       No_PP        No PP           26.55            36.55             5/1LIBOR IO             60           1 YR Libor
   16704528                  7.75                  4755.69      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16684810                  6.375                 1678.06      No_PP        No PP           33.39             43.6             5/1LIBOR IO             60           1 YR Libor
   16696231                  6.75                   3325        No_PP        No PP           42.35            43.25             5/6LIBOR IO             60           6 Mo Libor
   16723952                  7.125                 1315.63      No_PP        No PP           20.66            44.14             5/6LIBOR IO             120          6 Mo Libor
   16706942                  7.75                  1311.54      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16778115                    8                   1161.34      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16775523                  7.375                 1188.01      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16719165                  9.125                  1615        Prepay       36MPP           13.73            42.88             5/6LIBOR IO             60           6 Mo Libor
   16684804                  6.625                 2291.38      No_PP        No PP           23.26            29.43             5/1LIBOR IO             60           1 YR Libor
   16706935                  7.875                 901.52       No_PP        No PP           20.39            26.68               5/6LIBOR               0           6 Mo Libor
   16649650                  7.25                  940.42       Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16676381                  7.25                  1254.58      Prepay       4MPP            34.91            44.66             5/6LIBOR BLN             0           6 Mo Libor
   16684806                  6.625                 1243.23      No_PP        No PP           13.96            27.11             5/1LIBOR IO             60           1 YR Libor
   16684807                   6.5                  1476.56      No_PP        No PP           21.73            21.88             5/1LIBOR IO             60           1 YR Libor
   16684483                  7.375                 826.67       No_PP        No PP           17.57            30.82             5/6LIBOR IO             120          6 Mo Libor
   16723868                  7.125                  1900        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16728146                  8.285                 1147.64      Prepay       12MPP           18.45            47.44               5/6LIBOR               0           6 Mo Libor
   16715038                    8                   895.08       Prepay       36MPP           13.11            44.63             5/6LIBOR IO             120          6 Mo Libor
   16770507                  6.75                   5625        No_PP        No PP            11              19.16             5/1LIBOR IO             60           1 YR Libor
   16775512                   5.5                  1693.71      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16776403                   6.5                  1052.74      Prepay       36MPP           30.99            38.18             5/6LIBOR IO             120          6 Mo Libor
   16707815                  7.25                   2150        No_PP        No PP           24.56            34.25             5/1LIBOR IO             60           1 YR Libor
   16722962                   6.5                  2406.25      Prepay       4MPP            37.02            44.71             5/6LIBOR IO             120          6 Mo Libor
   16629165                  7.25                   1150        No_PP        No PP           32.41            40.65             5/1LIBOR IO             60           1 YR Libor
   16684554                  6.875                 3164.69      No_PP        No PP           32.6             33.66             5/1LIBOR IO             60           1 YR Libor
   16691925                   7.5                  790.22       Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16776327                  7.875                  3003        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16767417                  7.375                 802.39       No_PP        No PP             0               5.61               5/6LIBOR               0           6 Mo Libor
   16723224                  7.25                   1025        No_PP        No PP           10.62            26.64             5/1LIBOR IO             60           1 YR Libor
   16665210                  7.875                 1111.87      Prepay       36MPP           28.7             46.87               5/6LIBOR               0           6 Mo Libor
   16770511                  6.625                 1326.88      No_PP        No PP           33.59            44.28             5/1LIBOR IO             60           1 YR Libor
   16770513                   6.5                   2250        No_PP        No PP           32.41            37.36             5/1LIBOR IO             60           1 YR Libor
   16707903                  6.625                 2204.58      No_PP        No PP           37.16            39.21             5/1LIBOR IO             60           1 YR Libor
   16719162                   8.5                  1508.75      No_PP        No PP           13.73            42.88             5/6LIBOR IO             60           6 Mo Libor
   16629173                   6.5                   1728        No_PP        No PP           16.13            20.73             5/1LIBOR IO             60           1 YR Libor
   16684802                    6                   535.42       No_PP        No PP           18.29            39.59             5/1LIBOR IO             60           1 YR Libor
   16710556                    7                   2704.17      No_PP        No PP           28.98            33.84             5/6LIBOR IO             120          6 Mo Libor
   16714534                  5.93                  1227.75      Prepay       4MPP            26.47            38.19             5/6LIBOR IO             120          6 Mo Libor
   16718172                  5.625                 1263.13      No_PP        No PP           31.79            33.79             5/1LIBOR IO             60           1 YR Libor
   16718092                  7.125                  1900        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16728055                    6                   1742.5       Prepay       36MPP           40.8             42.02             5/6LIBOR IO             120          6 Mo Libor
   16718174                  6.25                   1105        No_PP        No PP           33.04            33.71             5/1LIBOR IO             60           1 YR Libor
   16714515                  6.375                 25312.5      Prepay       12MPP           31.45            31.96             5/6LIBOR IO             120          6 Mo Libor
   16716223                  7.25                  5032.5       Prepay       24MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658460                  6.625                 2136.98      No_PP        No PP           32.3             36.74             5/1LIBOR IO             60           1 YR Libor
   16772671                  6.625                 3616.67      Prepay       6MPP            33.42            34.05             5/6LIBOR IO             120          6 Mo Libor
   16681951                  7.875                 2268.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16718177                  5.875                 1735.42      No_PP        No PP           17.82            32.06             5/1LIBOR IO             60           1 YR Libor
   16798251                   6.5                  2200.79      No_PP        No PP           36.35             48.4             5/1LIBOR IO             60           1 YR Libor
   16780774                  6.875                 1750.83      No_PP        No PP           26.15            26.15             5/1LIBOR IO             60           1 YR Libor
   16684384                   7.5                  892.83       No_PP        No PP           17.9              30.9             5/6LIBOR IO             120          6 Mo Libor
   16658465                  6.875                 2103.66      No_PP        No PP           28.42            36.31             5/1LIBOR IO             60           1 YR Libor
   16798092                  7.125                 2199.5       Prepay       36MPP           45.93            47.61             5/6LIBOR IO             120          6 Mo Libor
   16718024                  7.695                 1706.25      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16665757                  7.125                   560        No_PP        No PP           13.08            41.51             5/6LIBOR IO             120          6 Mo Libor
   16780778                  6.875                 2337.5       No_PP        No PP           33.77            34.61             5/1LIBOR IO             60           1 YR Libor
   16780698                    6                   1342.27      No_PP        No PP           5.16             10.19               5/1LIBOR               0           1 YR Libor
   16773012                  7.375                 1311.82      Prepay       36MPP           35.54            43.93             5/6LIBOR IO             120          6 Mo Libor
   16664311                   6.5                  1183.5       No_PP        No PP           27.75            44.14             5/1LIBOR IO             60           1 YR Libor
   16664230                  6.125                 1147.5       No_PP        No PP           34.14            39.86             5/1LIBOR IO             60           1 YR Libor
   16731316                  7.375                 1033.02      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16700143                  6.48                  911.82       No_PP        No PP           20.54            24.26             5/6LIBOR IO             120          6 Mo Libor
   16709189                  7.25                  6023.75      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16706340                  7.305                 2397.38      Prepay       4MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16707549                   8.3                  2708.99      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16692016                  7.375                 3771.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693050                  6.875                 2658.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16687878                   7.5                  4587.29      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16687943                  7.38                  2035.48      Prepay       12MPP           17.07            34.06             5/6LIBOR IO             120          6 Mo Libor
   16687978                  6.43                  3686.89      No_PP        No PP           38.38            42.16             5/6LIBOR IO             120          6 Mo Libor
   16691857                  7.085                  1054        Prepay       36MPP           28.89            43.67             5/6LIBOR IO             120          6 Mo Libor
   16691878                  6.735                 2144.17      Prepay       24MPP           41.97            43.13             5/6LIBOR IO             120          6 Mo Libor
   16685291                  7.75                  556.72       Prepay       24MPP             0              14.99             7/6LIBOR BLN             0           6 Mo Libor
   16685526                   6.5                  2681.25      Prepay       36MPP             0              46.86             5/6LIBOR IO             120          6 Mo Libor
   16676404                    7                   3687.5       No_PP        No PP           6.57             46.66             5/6LIBOR IO             120          6 Mo Libor
   16676446                  9.375                 4543.5       Prepay       4MPP            13.74            40.12             5/6LIBOR IO             120          6 Mo Libor
   16679156                  7.125                 8740.19      No_PP        No PP           29.21            44.85               5/6LIBOR               0           6 Mo Libor
   16680995                  7.18                  3564.49      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16674782                  6.31                  1825.31      No_PP        No PP           17.02            48.59             5/6LIBOR IO             120          6 Mo Libor
   16674791                  6.935                 1997.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16676516                  7.25                  1118.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16676528                   7.5                  1132.03      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16676550                  7.25                  656.55       Prepay       36MPP           23.08            41.14               5/6LIBOR               0           6 Mo Libor
   16676564                  7.375                 749.17       No_PP        No PP           21.51            42.74             5/6LIBOR IO             120          6 Mo Libor
   16676580                  7.375                 850.22       No_PP        No PP           21.32            42.17             5/6LIBOR IO             120          6 Mo Libor
   16676584                   6.5                  2882.92      No_PP        No PP           26.42            39.37             5/6LIBOR IO             120          6 Mo Libor
   16674615                  6.75                  1598.38      Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16676667                  7.27                  1919.27      No_PP        No PP            7.6             35.75             5/6LIBOR IO             120          6 Mo Libor
   16676703                  6.895                 2152.96      Prepay       36MPP           26.47            41.28               5/6LIBOR               0           6 Mo Libor
   16674667                  7.875                  1815        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16676881                  7.125                  3050        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16676884                    7                   823.57       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16674216                  7.875                  654.5       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16674317                   7.5                  813.75       Prepay       6MPP            1.08             39.43             5/6LIBOR IO             60           6 Mo Libor
   16674500                   7.5                  3018.75      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16673013                  6.875                 1120.73      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16673017                  8.125                 1331.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16673029                  8.125                 2251.08      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16673042                  8.125                 1838.83      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16673045                  8.25                  1006.25      Prepay       36MPP           29.05             49.7             5/6LIBOR IO             120          6 Mo Libor
   16673071                  8.125                 2109.06      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16673094                    8                   824.24       Prepay       36MPP           25.65            37.45             5/6LIBOR IO             120          6 Mo Libor
   16673099                    8                   759.33       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16673115                  8.125                 3974.1       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16673118                  8.125                 1561.17      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16674021                    8                   1668.72      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16674066                  6.875                 5011.56      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16672842                  6.625                  586.6       No_PP        No PP           20.93            27.78             5/6LIBOR IO             60           6 Mo Libor
   16674119                  6.375                 1057.5       Prepay       36MPP           30.08            49.67             5/6LIBOR IO             120          6 Mo Libor
   16674136                  7.295                 487.08       Prepay       36MPP           18.76            40.61             5/6LIBOR IO             120          6 Mo Libor
   16674151                  6.75                  3562.5       Prepay       36MPP           38.74             40.8             5/6LIBOR IO             120          6 Mo Libor
   16672883                  7.75                  6804.69      Prepay       36MPP           29.76            37.08             5/6LIBOR IO             120          6 Mo Libor
   16672944                    8                   977.08       No_PP        No PP           32.6             48.75             5/6LIBOR IO             120          6 Mo Libor
   16672653                   7.5                  1364.48      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16672744                  6.75                  2040.13      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16672761                    6                   4515.63      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16672659                  6.375                 2500.31      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16672672                   6.5                  1306.25      No_PP        No PP           24.04            26.75             10/6LIBORIO             120          6 Mo Libor
   16672686                  7.625                 3226.67      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16672692                  6.125                 1794.11      No_PP        No PP             0                0               10/6LIBORIO             120          6 Mo Libor
   16667430                    8                    904.5       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16667434                    8                   4500.86      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16670254                  5.375                 1242.71      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16670391                  7.75                  2096.25      No_PP        No PP           0.01             12.29             5/6LIBOR IO             60           6 Mo Libor
   16670396                  6.375                 830.25       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16670427                    6                   3008.71      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16670463                  7.375                 2195.83      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16670539                  6.25                  1130.39      Prepay       36MPP           26.93            40.33             5/6LIBOR IO             60           6 Mo Libor
   16670805                  7.375                 1911.15      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16670838                  7.375                 1632.67      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16670639                   7.5                  5748.5       Prepay       36MPP           30.37            33.27             5/6LIBOR IO             120          6 Mo Libor
   16670718                  6.625                 593.61       No_PP        No PP           42.89            48.29             5/1LIBOR IO             120          1 YR Libor
   16670746                  7.505                  1800        Prepay       36MPP           18.96            44.36             5/6LIBOR IO             120          6 Mo Libor
   16670750                  7.81                  914.92       Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16670798                  6.875                 2416.18      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16672386                    8                   1507.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16672388                  8.375                  7000        Prepay       36MPP           32.07            34.58             5/6LIBOR IO             60           6 Mo Libor
   16672406                  7.25                  6671.87      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16672414                    7                   1007.92      Prepay       36MPP           21.87            26.41             7/6LIBOR IO             120          6 Mo Libor
   16672560                   7.5                  3149.67      Prepay       60MPP             0               40.1             5/6LIBOR IO             120          6 Mo Libor
   16672565                  8.205                 546.56       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16667176                  7.25                  608.09       No_PP        No PP           27.81             33.6             5/6LIBOR IO             120          6 Mo Libor
   16667181                  8.505                 2031.25      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16667229                   6.5                  1287.92      Prepay       36MPP           33.69            38.52             3/6LIBOR IO             120          6 Mo Libor
   16667232                   6.5                  1203.12      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16667335                  7.625                  1360        No_PP        No PP           44.02            44.02             5/6LIBOR IO             60           6 Mo Libor
   16667369                  6.875                 2996.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16667381                  6.77                  655.59       No_PP        No PP           5.67             11.67             5/6LIBOR IO             120          6 Mo Libor
   16667406                  7.375                 1849.67      No_PP        No PP           7.13             42.89             5/6LIBOR IO             60           6 Mo Libor
   16667056                  7.265                 1330.31      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16667064                  7.04                  1500.52      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16667091                  6.375                 1209.38      Prepay       36MPP             0                0               10/6LIBORIO             120          6 Mo Libor
   16666795                    7                   1474.51      Prepay       36MPP           10.89            43.67             5/6LIBOR IO             60           6 Mo Libor
   16666826                  7.75                  3038.75      No_PP        No PP           26.75             39.4             5/6LIBOR IO             120          6 Mo Libor
   16666829                  7.375                 1154.7       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16666959                    8                   348.99       No_PP        No PP           11.83            28.25             7/6LIBOR IO             120          6 Mo Libor
   16666971                  7.875                 797.25       Prepay       36MPP           22.76            40.54             7/6LIBOR IO             120          6 Mo Libor
   16665550                  8.125                 1222.94      Prepay       36MPP           18.31            35.61             5/6LIBOR IO             120          6 Mo Libor
   16665555                  7.375                 7023.44      Prepay       36MPP           4.48             36.74             5/6LIBOR IO             120          6 Mo Libor
   16665637                  7.75                  568.75       No_PP        No PP           26.29            41.21             5/6LIBOR IO             60           6 Mo Libor
   16664071                  8.225                 1140.68      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16664078                  7.125                 7026.56      Prepay       6MPP            29.01            31.23             5/6LIBOR IO             120          6 Mo Libor
   16664091                  6.875                  2610        Prepay       36MPP           43.2             47.68             5/6LIBOR IO             60           6 Mo Libor
   16665661                    8                   781.67       Prepay       36MPP           19.19             27.4             5/6LIBOR IO             120          6 Mo Libor
   16665702                  8.43                  986.56       No_PP        No PP           11.48            20.95             5/6LIBOR IO             120          6 Mo Libor
   16664098                  7.875                 495.84       Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16664132                  4.875                 1351.49      No_PP        No PP           24.62            29.39             5/1LIBOR IO             60           1 YR Libor
   16665780                  7.75                  3554.69      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16664182                  7.125                 814.38       Prepay       36MPP           23.58            23.58             5/6LIBOR IO             120          6 Mo Libor
   16664191                  7.625                  1440        No_PP        No PP           2.43             10.42             5/1LIBOR IO             120          1 YR Libor
   16664205                  6.82                  1458.65      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16664248                    8                   2048.52      Prepay       36MPP             0                0               7/6LIBOR IO             84           6 Mo Libor
   16664308                   7.5                  803.19       No_PP        No PP           30.03            36.47             5/6LIBOR IO             120          6 Mo Libor
   16664318                  7.25                  1957.08      No_PP        No PP           40.27            41.32             5/6LIBOR IO             60           6 Mo Libor
   16664341                  6.75                  7303.13      Prepay       5MPP            29.03            43.85             5/6LIBOR IO             120          6 Mo Libor
   16664344                    7                   946.46       No_PP        No PP           26.4             36.91             5/6LIBOR IO             120          6 Mo Libor
   16664363                  6.375                 2812.5       No_PP        No PP           35.91            37.47             5/6LIBOR IO             60           6 Mo Libor
   16664411                  7.875                  2706        Prepay       36MPP             0                0               5/1LIBOR IO             60           1 YR Libor
   16664467                  6.875                 2639.83      Prepay       36MPP           32.52            43.18             5/6LIBOR IO             120          6 Mo Libor
   16664528                  7.75                  1219.55      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16665896                    8                   3389.08      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16662648                  7.624                 3515.83      No_PP        No PP           26.18            45.06             5/6LIBOR IO             120          6 Mo Libor
   16663959                  7.375                 911.86       No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16662806                  7.75                  1127.34      Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16663753                  7.875                  1342        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16663764                  7.375                 352.62       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16663765                    6                   956.25       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16663771                  6.625                 3745.29      No_PP        No PP           29.68            33.67             5/1LIBOR IO             120          1 YR Libor
   16663782                  7.75                  595.29       No_PP        No PP           12.98            30.35             2/6LIBOR IO             120          6 Mo Libor
   16663801                  7.255                 1321.16      No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16663806                  7.855                  3705        No_PP        No PP           20.4              40.8             5/6LIBOR IO             120          6 Mo Libor
   16663855                  5.375                 950.63       Prepay       6MPP            29.5             29.75             5/6LIBOR IO             120          6 Mo Libor
   16662586                  6.625                  7525        No_PP        No PP           23.98             35.7             5/6LIBOR IO             120          6 Mo Libor
   16662591                   6.5                  2519.69      Prepay       36MPP           39.74            49.11             5/6LIBOR IO             120          6 Mo Libor
   16662443                    8                   3517.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662462                   6.5                  1499.04      No_PP        No PP           22.94            41.89             5/6LIBOR IO             120          6 Mo Libor
   16662523                  7.875                 3306.88      No_PP        No PP           8.46             32.13             7/6LIBOR IO             120          6 Mo Libor
   16662339                    7                   772.15       Prepay       36MPP           28.54            32.94             5/6LIBOR IO             120          6 Mo Libor
   16662364                    8                   723.97       Prepay       36MPP           14.55             48.4               7/6LIBOR               0           6 Mo Libor
   16662368                  7.875                   352        Prepay       36MPP           14.63            38.05             5/6LIBOR IO             120          6 Mo Libor
   16661983                  9.475                 1801.04      Prepay       24MPP           25.57            25.57             2/6LIBOR BLN             0           6 Mo Libor
   16661985                  8.505                 1462.5       No_PP        No PP             0                0               5/1LIBOR IO             60           1 YR Libor
   16662377                  7.125                  6250        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662396                  7.875                 1005.47      Prepay       36MPP           19.69            49.22             5/6LIBOR IO             120          6 Mo Libor
   16662408                  7.25                   6100        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662026                  7.875                 1211.72      Prepay       36MPP           13.85            35.75             5/6LIBOR IO             120          6 Mo Libor
   16662053                  7.875                 3666.18      Prepay       36MPP           7.49             20.93               7/6LIBOR               0           6 Mo Libor
   16662071                    6                   1848.75      No_PP        No PP           23.64            27.51             10/6LIBORIO             120          6 Mo Libor
   16662103                  6.94                  2579.69      Prepay       36MPP           24.68            45.88             5/6LIBOR IO             120          6 Mo Libor
   16662119                  6.375                  7875        No_PP        No PP           7.64             30.21              7/1CMT IO              120           1 YR CMT
   16662175                   5.5                  1289.5       No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16662177                  6.375                 1390.14      No_PP        No PP           29.9             49.43             7/6LIBOR IO             120          6 Mo Libor
   16662200                   6.5                  1970.83      Prepay       36MPP           27.06            42.91             5/6LIBOR IO             120          6 Mo Libor
   16662245                  7.75                  1056.25      Prepay       6MPP            9.91             33.47             5/6LIBOR IO             60           6 Mo Libor
   16765178                  6.875                 2411.83      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16302059                  7.125                  967.5       Prepay       12MPP           40.98            41.61             5/6LIBOR IO             120          6 Mo Libor
   16105854                  6.875                 600.32       No_PP        No PP           23.02            48.19               5/6LIBOR               0           6 Mo Libor
   16196522                  6.25                  547.67       No_PP        No PP           22.43            30.15             5/6LIBOR IO             120          6 Mo Libor
   16206192                  6.875                 3386.63      No_PP        No PP           33.78            40.71             5/6LIBOR IO             120          6 Mo Libor
   16224415                  7.75                   475.2       No_PP        No PP           5.33             17.53               5/6LIBOR               0           6 Mo Libor
   16233941                  5.25                  695.86       No_PP        No PP           28.31            45.13             7/6LIBOR IO             84           6 Mo Libor
   16239926                  6.75                  652.53       No_PP        No PP             0              43.83             5/6LIBOR IO             120          6 Mo Libor
   16242904                  6.75                  1115.55      Prepay       36MPP           35.34            43.86             5/6LIBOR IO             120          6 Mo Libor
   16243300                   8.5                  854.12       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16243367                  7.125                  604.5       No_PP        No PP           15.58            44.71             5/6LIBOR IO             120          6 Mo Libor
   16247927                    7                   1278.06      No_PP        No PP           27.88            33.16             5/6LIBOR IO             120          6 Mo Libor
   16247968                  6.625                  1316        No_PP        No PP           28.76            34.67             5/6LIBOR IO             60           6 Mo Libor
   16248334                  8.125                 413.67       Prepay       36MPP           16.83            42.69             5/6LIBOR IO             120          6 Mo Libor
   16248343                  8.125                 402.33       Prepay       36MPP           19.51            45.41             5/6LIBOR IO             120          6 Mo Libor
   16248350                  8.125                   425        Prepay       36MPP           16.85             43.3             5/6LIBOR IO             120          6 Mo Libor
   16248403                  7.125                 2332.58      No_PP        No PP           30.29            35.75               5/6LIBOR               0           6 Mo Libor
   16295155                    8                   1723.16      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16295719                  7.25                  597.23       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16300637                   7.5                  930.23       Prepay       36MPP           36.11            36.33             5/6LIBOR IO             120          6 Mo Libor
   16723865                  6.625                 2735.83      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16728528                  7.625                 4333.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16300754                    7                   3072.9       No_PP        No PP           22.28            32.02             5/1LIBOR IO             60           1 YR Libor
   16301417                   7.5                  685.19       No_PP        No PP           17.53            37.08               5/6LIBOR               0           6 Mo Libor
   16303744                  6.875                 1981.67      Prepay       36MPP           34.75            46.86             5/6LIBOR IO             120          6 Mo Libor
   16304045                  7.375                 2002.79      No_PP        No PP           44.17             44.8             5/6LIBOR BLN             0           6 Mo Libor
   16304110                    7                   1637.25      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16326336                  6.75                  2256.25      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16326346                  8.25                  769.08       No_PP        No PP           17.59            43.23               5/6LIBOR               0           6 Mo Libor
   16326823                   7.5                  4429.58      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16332070                  8.25                  438.67       No_PP        No PP           28.04            44.95               5/6LIBOR               0           6 Mo Libor
   16335215                  7.625                 1493.26      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16335593                  7.625                 523.91       No_PP        No PP           19.95            39.06               5/6LIBOR               0           6 Mo Libor
   16303343                  6.875                 4682.29      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16345992                  7.75                  2085.42      No_PP        No PP           8.52             42.25             5/6LIBOR IO             120          6 Mo Libor
   16346007                  6.875                 1662.67      No_PP        No PP           32.32            37.01             5/6LIBOR IO             120          6 Mo Libor
   16346159                  8.375                 2129.17      No_PP        No PP           8.34             47.23             5/6LIBOR IO             120          6 Mo Libor
   16346414                  8.375                 3645.44      Prepay       36MPP             0                0               3/6LIBOR IO             60           6 Mo Libor
   16347689                  8.125                 384.98       Prepay       36MPP           21.47            37.81             5/6LIBOR IO             120          6 Mo Libor
   16347787                  6.625                 2459.33      Prepay       12MPP           38.43            40.49             5/6LIBOR IO             60           6 Mo Libor
   16347810                  7.125                 2909.64      Prepay       12MPP           28.98            33.38             5/6LIBOR IO             60           6 Mo Libor
   16347811                  7.375                 1446.67      Prepay       36MPP             0                0               10/6LIBORIO             120          6 Mo Libor
   16347907                  8.375                 2433.59      No_PP        No PP           10.17            38.99             5/6LIBOR IO             120          6 Mo Libor
   16348024                  8.375                 2517.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16348028                  7.875                 1280.16      Prepay       36MPP           23.19            41.83               5/6LIBOR               0           6 Mo Libor
   16349369                   7.5                  1044.75      No_PP        No PP           9.43             37.17             5/6LIBOR IO             120          6 Mo Libor
   16349821                  7.75                  2252.99      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16358356                  8.375                  612.5       No_PP        No PP           32.09            46.76             5/6LIBOR IO             120          6 Mo Libor
   16359028                   7.5                  7809.38      No_PP        No PP           15.57            46.63             5/6LIBOR IO             60           6 Mo Libor
   16359876                  8.375                 714.58       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16361328                  7.125                 790.72       No_PP        No PP           11.81            36.82             5/6LIBOR IO             120          6 Mo Libor
   16361532                   7.5                   1785        No_PP        No PP           11.25            32.92             5/6LIBOR IO             120          6 Mo Libor
   16365555                  7.625                12617.33      No_PP        No PP           27.71            35.06             5/6LIBOR IO             120          6 Mo Libor
   16368252                  7.875                 1382.33      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16368308                    7                   1258.67      No_PP        No PP           24.78            40.03             5/6LIBOR IO             120          6 Mo Libor
   16368470                    8                   3573.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16371816                  7.625                 1306.67      No_PP        No PP           13.71            43.43             5/6LIBOR IO             120          6 Mo Libor
   16372138                  7.375                 4669.37      No_PP        No PP           33.81            33.81             5/6LIBOR IO             120          6 Mo Libor
   16374862                   7.5                  1110.38      No_PP        No PP           31.83            41.39             5/6LIBOR IO             120          6 Mo Libor
   16374893                  8.625                 918.75       No_PP        No PP           12.67            29.81             5/6LIBOR IO             120          6 Mo Libor
   16376108                   7.5                  970.75       Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16377310                  6.75                  4425.53      No_PP        No PP             0                0               2/6LIBOR IO             120          6 Mo Libor
   16377346                  8.25                  902.24       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16377407                   8.5                  2011.67      Prepay       36MPP           19.64            27.12             5/6LIBOR IO             120          6 Mo Libor
   16382723                  7.625                  10725       No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16383174                  7.125                  1675        Prepay       36MPP           27.39            33.96             5/6LIBOR IO             60           6 Mo Libor
   16384019                  6.875                 1099.58      No_PP        No PP           21.21            27.28             5/6LIBOR IO             120          6 Mo Libor
   16387370                   8.5                  942.41       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16390212                  7.875                 1284.8       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16392577                  7.75                  1484.99      No_PP        No PP           14.28            44.75               5/6LIBOR               0           6 Mo Libor
   16395213                  8.125                 1402.5       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16400897                  8.125                 2706.58      No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   16401917                  7.75                  2403.98      No_PP        No PP             0                0               7/6LIBOR IO             84           6 Mo Libor
   16402108                   7.5                  1314.14      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16402469                   8.5                  673.02       Prepay       12MPP           13.75            30.23             5/6LIBOR IO             120          6 Mo Libor
   16402788                  7.125                 677.81       Prepay       36MPP           19.6             39.71             5/6LIBOR IO             120          6 Mo Libor
   16403969                  6.375                 1493.3       No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16404092                  8.125                 5454.17      No_PP        No PP           7.61             32.73             5/1LIBOR IO             60           1 YR Libor
   16404344                  6.875                 2419.32      No_PP        No PP           17.9             28.32             5/6LIBOR IO             60           6 Mo Libor
   16405455                  7.625                 1066.67      Prepay       6MPP            29.87            37.64             5/6LIBOR IO             120          6 Mo Libor
   16405796                  8.25                  2291.02      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16407032                  8.125                  3825        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16407092                   7.5                  754.07       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16407228                  8.125                 991.67       No_PP        No PP           22.95            37.98             5/6LIBOR IO             120          6 Mo Libor
   16407372                  7.875                 2472.31      Prepay       36MPP           41.62            43.62             5/6LIBOR IO             120          6 Mo Libor
   16419026                  7.875                 1263.28      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16419553                  8.25                  2150.86      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16419956                  8.375                 585.31       Prepay       24MPP           5.61               38                2/6LIBOR               0           6 Mo Libor
   16420134                    8                   4376.98      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16420151                  7.375                  1612        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16420253                    6                   6489.22      Prepay       36MPP           19.07            19.46             5/6LIBOR IO             120          6 Mo Libor
   16422696                  8.25                  1729.42      No_PP        No PP           14.47            48.47             5/6LIBOR IO             120          6 Mo Libor
   16422770                  8.375                 1048.67      No_PP        No PP           15.12            41.66               5/6LIBOR               0           6 Mo Libor
   16422975                  7.125                 1389.85      Prepay       36MPP           44.81            47.71             5/6LIBOR BLN             0           6 Mo Libor
   16468103                  6.375                 1582.54      No_PP        No PP             0                0               3/1LIBOR IO             120          1 YR Libor
   16468109                    8                   3678.75      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16468173                  8.25                  950.49       No_PP        No PP           25.59            33.35             5/6LIBOR BLN             0           6 Mo Libor
   16468449                  8.375                 719.52       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16540116                  7.625                 3448.75      No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16540452                  8.25                  3185.83      No_PP        No PP           13.12            49.05               5/6LIBOR               0           6 Mo Libor
   16543975                  7.375                 1345.12      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16544209                  7.25                  3682.72      Prepay       6MPP            26.98            30.01               5/6LIBOR               0           6 Mo Libor
   16544277                  6.75                  1409.43      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16545027                    8                   1701.85      Prepay       36MPP           21.11            22.23             5/6LIBOR IO             120          6 Mo Libor
   16545455                  6.625                 2759.46      No_PP        No PP           40.96            47.92             5/6LIBOR IO             120          6 Mo Libor
   16546034                  8.125                  11050       No_PP        No PP             0               21.5             5/6LIBOR IO             120          6 Mo Libor
   16546280                   7.5                  855.75       Prepay       6MPP            33.54            48.23             5/6LIBOR IO             120          6 Mo Libor
   16546416                  8.375                 904.17       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16549435                  6.624                 4311.1       No_PP        No PP           25.03            41.04             5/6LIBOR IO             120          6 Mo Libor
   16549578                  7.375                 1774.1       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16549641                    8                   930.74       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16549850                  7.875                 1264.45      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16549871                  8.125                 906.35       Prepay       36MPP           17.74              27              5/6LIBOR IO             120          6 Mo Libor
   16550027                  7.125                 718.83       No_PP        No PP           23.96            42.67             5/6LIBOR IO             120          6 Mo Libor
   16550052                    7                   4494.14      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16551721                  7.125                 841.85       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16551997                  7.625                 826.67       Prepay       12MPP           16.8             45.17             5/6LIBOR IO             120          6 Mo Libor
   16552072                  7.375                 1963.33      Prepay       6MPP            17.52            44.44             5/6LIBOR IO             60           6 Mo Libor
   16562480                   7.5                  1096.3       Prepay       36MPP           29.42            48.92               5/6LIBOR               0           6 Mo Libor
   16562543                  8.125                 1090.82      No_PP        No PP            11              40.86             5/6LIBOR IO             120          6 Mo Libor
   16562891                   7.5                  3076.53      No_PP        No PP           32.4             43.59             5/6LIBOR IO             120          6 Mo Libor
   16563141                  7.875                  4675        No_PP        No PP           18.05            37.35             5/6LIBOR IO             120          6 Mo Libor
   16563280                    8                   1144.02      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16563285                  7.75                  1137.5       Prepay       36MPP           39.99            39.99             5/6LIBOR IO             120          6 Mo Libor
   16564618                  7.25                  787.92       Prepay       36MPP           33.11            47.61             5/6LIBOR IO             120          6 Mo Libor
   16564678                  8.75                  781.09       No_PP        No PP           21.48            39.17               2/6LIBOR               0           6 Mo Libor
   16564741                  7.625                 3093.33      No_PP        No PP           24.44            39.32             5/6LIBOR IO             120          6 Mo Libor
   16564762                    8                   1482.9       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16564898                  6.875                 947.33       Prepay       36MPP           44.3             51.35             5/6LIBOR IO             120          6 Mo Libor
   16564960                  7.25                  1263.16      No_PP        No PP           16.57            49.03               5/6LIBOR               0           6 Mo Libor
   16567535                  7.25                  1194.58      No_PP        No PP           14.88            33.77             5/6LIBOR IO             120          6 Mo Libor
   16567666                  8.125                 1473.33      No_PP        No PP             0              23.33             5/6LIBOR IO             120          6 Mo Libor
   16567695                  6.625                 861.57       Prepay       12MPP           8.33             49.41               5/6LIBOR               0           6 Mo Libor
   16567782                   7.5                   1155        No_PP        No PP           17.9             42.26             5/6LIBOR IO             120          6 Mo Libor
   16567846                   6.5                  868.54       No_PP        No PP           27.21            35.62             5/6LIBOR IO             120          6 Mo Libor
   16568802                  7.25                  3055.85      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16568949                  8.25                   977.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16569212                  7.125                 1497.11      No_PP        No PP           31.84            32.15             5/6LIBOR BLN             0           6 Mo Libor
   16570376                  6.875                 6821.76      No_PP        No PP           15.16            48.32               5/6LIBOR               0           6 Mo Libor
   16570470                  7.125                 3703.13      Prepay       36MPP           41.67            44.83             5/6LIBOR IO             120          6 Mo Libor
   16570472                  7.125                   560        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16570619                  7.75                   801.9       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16570638                  7.125                  6000        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16570640                  6.625                 632.92       Prepay       36MPP           17.35            34.31             5/6LIBOR IO             120          6 Mo Libor
   16570695                    8                   3617.65      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16570750                  7.125                 3764.94      Prepay       36MPP           22.63            31.78             5/6LIBOR IO             60           6 Mo Libor
   16571493                  7.75                  1779.04      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16571519                    8                   7328.12      Prepay       36MPP           32.79            41.54             5/6LIBOR IO             120          6 Mo Libor
   16571618                    8                   785.16       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16571631                  7.125                 1185.87      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16571651                  5.875                 3399.58      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16571679                    8                   456.04       No_PP        No PP           25.1             45.02               5/6LIBOR               0           6 Mo Libor
   16571694                   7.5                  1065.75      Prepay       36MPP           40.57            40.57             5/6LIBOR IO             120          6 Mo Libor
   16571719                  7.375                  2542        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16571851                    8                   1683.02      No_PP        No PP           12.98            37.02             5/6LIBOR IO             120          6 Mo Libor
   16572006                   7.5                  656.25       Prepay       12MPP           16.67             44.8             5/6LIBOR IO             120          6 Mo Libor
   16572026                  7.125                   583        Prepay       6MPP            35.54            36.84             5/6LIBOR IO             120          6 Mo Libor
   16572029                    8                   2660.46      No_PP        No PP           12.87            25.09             5/6LIBOR IO             60           6 Mo Libor
   16572106                  7.25                  4320.83      Prepay       6MPP             33              37.57             5/6LIBOR IO             120          6 Mo Libor
   16574892                  6.125                 1044.25      No_PP        No PP           25.95            39.18             5/1LIBOR IO             120          1 YR Libor
   16574917                  7.75                  1101.95      Prepay       36MPP           11.1             25.65             5/6LIBOR IO             120          6 Mo Libor
   16575309                    8                   1123.62      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16585457                   7.5                  1496.25      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16585543                  7.375                 963.59       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16585547                  7.375                  996.2       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16585555                  8.125                 2334.67      No_PP        No PP             0                0               7/6LIBOR IO             84           6 Mo Libor
   16585642                  7.75                  1977.08      No_PP        No PP           21.72            43.14             7/6LIBOR IO             84           6 Mo Libor
   16585670                    8                   1060.83      No_PP        No PP           6.49             34.69             5/6LIBOR IO             120          6 Mo Libor
   16585675                    8                   1088.74      Prepay       36MPP           6.49             34.53             5/6LIBOR IO             120          6 Mo Libor
   16585677                    8                   1105.5       No_PP        No PP           6.49             35.03             5/6LIBOR IO             120          6 Mo Libor
   16585679                  6.875                 933.44       No_PP        No PP           9.42             28.27             5/6LIBOR IO             60           6 Mo Libor
   16585738                  6.75                  1569.58      No_PP        No PP           13.29            46.64             5/6LIBOR IO             120          6 Mo Libor
   16585759                    8                   434.76       Prepay       36MPP           15.86            39.98               5/6LIBOR               0           6 Mo Libor
   16585770                    8                   1398.53      No_PP        No PP           26.32            48.96               5/6LIBOR               0           6 Mo Libor
   16586050                  7.375                 1023.74      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16586052                  7.75                  662.68       No_PP        No PP           23.8             47.09               5/6LIBOR               0           6 Mo Libor
   16586139                  6.625                  5250        No_PP        No PP           32.54            37.68             5/6LIBOR IO             120          6 Mo Libor
   16591096                  8.125                 821.67       Prepay       12MPP           17.16            43.04             3/6LIBOR IO             120          6 Mo Libor
   16591098                    8                   865.42       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16591291                   6.5                  4803.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16591345                  7.625                  1670        No_PP        No PP           20.07            43.55             5/6LIBOR IO             60           6 Mo Libor
   16591369                  6.25                  838.72       No_PP        No PP           22.19            44.27             5/6LIBOR IO             60           6 Mo Libor
   16591381                  7.375                 1188.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16591407                  6.125                 5416.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16591408                    8                   501.04       No_PP        No PP           18.47            26.13               5/6LIBOR               0           6 Mo Libor
   16591461                  7.875                 1139.53      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16591586                  7.25                  1124.1       No_PP        No PP           30.4             44.17               5/6LIBOR               0           6 Mo Libor
   16591590                  7.375                 553.43       No_PP        No PP           25.58            48.71               5/6LIBOR               0           6 Mo Libor
   16594788                  7.375                 1221.98      Prepay       6MPP            6.57             18.49             5/6LIBOR BLN             0           6 Mo Libor
   16594802                   7.5                  944.98       Prepay       36MPP           34.93            34.93             5/6LIBOR IO             120          6 Mo Libor
   16594808                   7.5                    945        Prepay       36MPP           40.33            42.44             5/6LIBOR IO             120          6 Mo Libor
   16594871                  6.375                 1225.64      No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   16595002                    8                   2428.75      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16595007                  7.875                  7975        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595092                  7.875                 1324.11      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16595212                  6.875                 1222.83      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16595229                  8.125                 790.24       Prepay       6MPP            6.27             12.07             5/6LIBOR IO             120          6 Mo Libor
   16595242                   7.5                  1143.84      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595266                  7.375                 656.17       Prepay       12MPP           17.6             35.27             5/6LIBOR IO             120          6 Mo Libor
   16595276                  7.375                 786.37       Prepay       12MPP           17.6             40.08             5/6LIBOR IO             120          6 Mo Libor
   16595310                  7.375                 968.75       Prepay       12MPP           17.6             37.56             5/6LIBOR IO             120          6 Mo Libor
   16595328                  7.375                 767.28       Prepay       36MPP           35.11            43.08               5/6LIBOR               0           6 Mo Libor
   16595346                  7.75                  3327.19      Prepay       36MPP           19.52            21.37             5/6LIBOR IO             60           6 Mo Libor
   16595352                  7.75                  730.57       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595367                  7.75                  4577.08      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595392                  6.875                 3107.11      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595462                    8                    6030        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16595488                    8                   949.17       No_PP        No PP           12.5              12.5             5/6LIBOR IO             120          6 Mo Libor
   16596203                   5.5                  723.69       No_PP        No PP           25.6             42.93               3/6LIBOR               0           6 Mo Libor
   16596264                  7.75                  1523.44      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16596269                  7.375                 430.77       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16596301                  6.624                 2493.65      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16596304                  6.875                 3489.74      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16596462                   7.5                  2359.67      No_PP        No PP           41.72            42.69             5/6LIBOR BLN             0           6 Mo Libor
   16596477                    8                   425.64       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16596480                    8                   1395.83      No_PP        No PP           7.25             37.19             5/6LIBOR IO             120          6 Mo Libor
   16596595                    7                   1742.27      No_PP        No PP           39.47             48.7             7/6LIBOR IO             120          6 Mo Libor
   16596597                  8.125                 2107.29      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16596808                    8                   1290.2       No_PP        No PP           23.47            23.47             5/6LIBOR IO             120          6 Mo Libor
   16596832                    8                   1824.17      Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16597200                   5.5                  1505.82      No_PP        No PP           20.66             21.8             5/1LIBOR IO             120          1 YR Libor
   16597247                   6.5                  8378.23      No_PP        No PP           29.42            36.87             5/6LIBOR IO             120          6 Mo Libor
   16597288                  7.875                   825        Prepay       36MPP           30.73            36.14             5/6LIBOR IO             60           6 Mo Libor
   16597378                  6.875                 1444.92      Prepay       36MPP           27.39            27.39             5/6LIBOR IO             120          6 Mo Libor
   16597462                  7.125                  1240        Prepay       6MPP            41.34             46.2             5/6LIBOR IO             60           6 Mo Libor
   16597467                   7.5                  1548.75      Prepay       12MPP           26.66            43.36             5/6LIBOR IO             120          6 Mo Libor
   16597536                  6.875                 869.95       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16597584                    8                   8270.31      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16597623                   7.5                  328.13       Prepay       12MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16597717                  7.75                  947.92       No_PP        No PP           21.43            46.69             5/6LIBOR IO             120          6 Mo Libor
   16597810                  7.625                 919.88       Prepay       36MPP           35.72            35.72             5/6LIBOR IO             120          6 Mo Libor
   16599364                  6.25                  1363.68      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16599602                  7.875                 3048.56      No_PP        No PP           10.08            35.89               5/6LIBOR               0           6 Mo Libor
   16599721                   7.5                  1813.88      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16599768                  8.25                  773.55       Prepay       6MPP            6.14             24.39             5/6LIBOR IO             120          6 Mo Libor
   16599820                  7.125                 4072.88      No_PP        No PP           13.52            43.73             5/6LIBOR IO             120          6 Mo Libor
   16599867                  6.75                  808.21       No_PP        No PP           28.02            30.79             5/6LIBOR IO             120          6 Mo Libor
   16599889                  7.25                  1035.64      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16600026                   7.5                   1155        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16600029                  8.125                 9515.3       Prepay       12MPP           31.17            40.34               5/6LIBOR               0           6 Mo Libor
   16600934                   7.5                  876.75       No_PP        No PP           29.53            35.92             5/6LIBOR IO             120          6 Mo Libor
   16600964                    8                   697.92       Prepay       36MPP           28.21            39.44             5/6LIBOR IO             120          6 Mo Libor
   16601070                   7.5                   1018        No_PP        No PP           23.26             39.5               5/6LIBOR               0           6 Mo Libor
   16601100                  7.875                 1538.63      No_PP        No PP           19.46            35.27             7/6LIBOR IO             120          6 Mo Libor
   16601108                  7.875                 2866.88      No_PP        No PP           19.6             28.87             7/6LIBOR IO             120          6 Mo Libor
   16601122                  7.25                  2652.62      Prepay       6MPP              0                0               5/6LIBOR BLN             0           6 Mo Libor
   16601199                    8                   833.04       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16601215                  7.25                  666.74       Prepay       36MPP           9.29             33.99             5/6LIBOR IO             60           6 Mo Libor
   16601232                  7.125                 791.86       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16601234                  7.125                  713.2       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16601236                  7.125                 774.81       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16601239                  7.125                 781.37       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16601371                  7.125                 810.04       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16602651                  7.625                 5057.47      Prepay       36MPP           11.25            35.18               5/6LIBOR               0           6 Mo Libor
   16602667                    8                   2233.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16602694                  7.625                 2693.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16602696                   7.5                  445.92       No_PP        No PP           25.89            42.94               5/6LIBOR               0           6 Mo Libor
   16602699                  8.125                 1609.69      No_PP        No PP           14.91            38.68             5/6LIBOR IO             120          6 Mo Libor
   16602715                    7                   1317.67      Prepay       36MPP           42.56            42.56             5/6LIBOR IO             120          6 Mo Libor
   16602767                  8.125                  1105        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16602964                    7                   6453.12      Prepay       36MPP           38.5             41.48             5/1LIBOR IO             120          1 YR Libor
   16602992                  7.375                 1501.56      No_PP        No PP           30.57            44.39             5/6LIBOR IO             60           6 Mo Libor
   16603811                   7.5                  839.95       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16603835                    8                   1641.76      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16603846                  6.25                  1997.77      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16603857                  7.25                  2621.09      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16603861                  7.375                 506.33       Prepay       36MPP           16.56            35.89             5/6LIBOR IO             120          6 Mo Libor
   16604113                  7.25                  563.96       Prepay       36MPP           23.47            45.41             5/6LIBOR IO             120          6 Mo Libor
   16604139                  7.75                  1072.62      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16604170                  8.125                 628.59       Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16604177                  6.625                 1092.58      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16604189                  8.125                  807.5       Prepay       6MPP            25.12            41.04             5/6LIBOR IO             120          6 Mo Libor
   16604267                  8.25                  773.55       Prepay       6MPP            23.18            39.71             5/6LIBOR IO             120          6 Mo Libor
   16604377                    7                   1450.42      Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16604441                   5.5                  1566.67      No_PP        No PP           23.8             37.97             3/6LIBOR IO             120          6 Mo Libor
   16604474                  7.625                 2026.67      Prepay       36MPP           16.79             26.8             5/6LIBOR IO             60           6 Mo Libor
   16604520                   6.5                  939.58       No_PP        No PP           22.04            34.87             5/6LIBOR IO             120          6 Mo Libor
   16604531                    8                   912.09       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16604560                  8.25                  790.63       No_PP        No PP           10.86            43.16             5/6LIBOR IO             120          6 Mo Libor
   16604566                  8.125                  922.7       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16604575                   7.5                  849.78       No_PP        No PP           10.25            44.54               5/6LIBOR               0           6 Mo Libor
   16604581                  8.125                 584.37       No_PP        No PP           9.18             30.19               3/6LIBOR               0           6 Mo Libor
   16605687                  7.25                  6354.17      No_PP        No PP           2.22             42.92             5/6LIBOR IO             120          6 Mo Libor
   16605688                  7.125                 6351.56      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605696                  7.625                   464        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605715                    8                   740.91       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605716                  7.625                 394.67       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605719                  7.625                 405.33       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605722                  6.75                  5937.5       Prepay       6MPP            23.02            42.73             5/6LIBOR IO             120          6 Mo Libor
   16605799                   7.5                  958.13       Prepay       6MPP            39.63            39.63             5/6LIBOR IO             120          6 Mo Libor
   16605825                  7.25                   1830        Prepay       36MPP           39.12            39.32             5/6LIBOR IO             60           6 Mo Libor
   16605848                   6.5                  1828.75      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16605883                  6.875                 1416.77      No_PP        No PP           9.98             26.75             5/6LIBOR IO             120          6 Mo Libor
   16605968                  7.75                  2168.09      Prepay       36MPP             0              24.23               3/6LIBOR               0           6 Mo Libor
   16605983                  7.75                  3029.84      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16606003                  6.875                 1416.77      No_PP        No PP           9.98             17.04             5/6LIBOR IO             120          6 Mo Libor
   16606039                    8                   1032.36      No_PP        No PP           23.64            23.64             5/6LIBOR IO             120          6 Mo Libor
   16606107                  7.625                  4000        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16606171                    6                   726.46       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16609631                  7.875                 1787.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16609657                    8                    795.3       Prepay       36MPP           17.31            42.31             5/6LIBOR IO             120          6 Mo Libor
   16609691                  7.75                  1489.58      Prepay       36MPP           7.41             33.76             5/6LIBOR IO             120          6 Mo Libor
   16609766                  7.625                 1803.33      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16609773                    8                   3253.11      No_PP        No PP           14.47            44.88               5/6LIBOR               0           6 Mo Libor
   16609778                  7.875                 1201.41      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16609791                  7.25                  3187.57      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16609825                  6.875                 1340.65      No_PP        No PP           37.03            43.99             5/1LIBOR IO             120          1 YR Libor
   16609928                    8                   1674.44      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16609950                    8                   1720.8       No_PP        No PP           42.45            44.27               5/6LIBOR               0           6 Mo Libor
   16610033                  7.875                 1778.91      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16610106                    8                   1228.33      No_PP        No PP           17.32            35.84             5/6LIBOR IO             120          6 Mo Libor
   16610144                    8                   1381.87      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16610163                   7.5                  1054.36      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16610209                  7.75                  8302.73      Prepay       6MPP            38.35            44.79             5/6LIBOR IO             120          6 Mo Libor
   16610234                    7                   909.58       No_PP        No PP             0                0               3/6LIBOR IO             60           6 Mo Libor
   16610259                    8                   1708.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611217                    6                   3667.41      No_PP        No PP           42.21            47.85             5/6LIBOR IO             120          6 Mo Libor
   16611273                   7.5                  689.69       No_PP        No PP           19.4             38.86               5/6LIBOR               0           6 Mo Libor
   16611289                   7.5                  1102.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611353                  7.875                  6875        No_PP        No PP           32.93            40.35             5/6LIBOR IO             120          6 Mo Libor
   16611374                  7.125                   735        No_PP        No PP           24.74            41.51             5/6LIBOR IO             120          6 Mo Libor
   16611406                  7.125                  1175        Prepay       36MPP           35.2             50.07             5/6LIBOR IO             120          6 Mo Libor
   16611420                  7.625                 1466.67      No_PP        No PP           5.55             38.71             5/6LIBOR IO             120          6 Mo Libor
   16611435                  7.75                 10156.25      Prepay       6MPP            18.76            32.29             5/6LIBOR IO             120          6 Mo Libor
   16611453                    7                   4154.58      No_PP        No PP           35.79            42.79             5/6LIBOR IO             120          6 Mo Libor
   16611513                   6.5                  5025.99      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16611538                  7.875                 2165.63      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611556                  7.375                 3260.89      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611620                  7.875                 666.12       Prepay       36MPP           23.76            41.35             5/6LIBOR IO             120          6 Mo Libor
   16611631                  7.875                 666.12       Prepay       36MPP           22.83            40.43             5/6LIBOR IO             120          6 Mo Libor
   16611635                   7.5                  1821.24      No_PP        No PP           15.87            28.38             5/6LIBOR IO             120          6 Mo Libor
   16611638                  7.625                  1440        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611723                  7.625                 516.57       Prepay       6MPP            5.83             26.94               5/6LIBOR               0           6 Mo Libor
   16611813                    7                   3515.42      No_PP        No PP           27.64            39.51             5/6LIBOR IO             120          6 Mo Libor
   16611939                  7.25                   2792        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16612612                  6.625                 2858.33      No_PP        No PP           27.71            40.63             5/6LIBOR IO             120          6 Mo Libor
   16612616                  7.125                   864        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16612661                  7.375                 1601.67      Prepay       36MPP           30.6             40.49             5/6LIBOR IO             60           6 Mo Libor
   16612679                    8                   1757.42      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16612685                    6                   1063.92      No_PP        No PP           32.2             35.16             5/1LIBOR IO             120          1 YR Libor
   16612771                   7.5                  918.75       No_PP        No PP           17.13            32.65             7/6LIBOR IO             120          6 Mo Libor
   16612833                  7.125                 492.66       No_PP        No PP           21.94            41.76             5/6LIBOR IO             120          6 Mo Libor
   16612853                  7.625                  1690        No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16612856                  5.875                 1316.16      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16612866                    8                   836.94       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16612868                    8                   2994.97      Prepay       36MPP           16.4              29.4             5/6LIBOR IO             120          6 Mo Libor
   16612908                  7.375                 1281.33      No_PP        No PP           28.48            28.48             5/6LIBOR IO             120          6 Mo Libor
   16612951                   7.5                  4954.55      No_PP        No PP           31.79            39.28             5/6LIBOR IO             120          6 Mo Libor
   16612952                   7.5                  992.25       Prepay       36MPP           11.58            44.47             5/6LIBOR IO             120          6 Mo Libor
   16613017                    8                   995.58       Prepay       36MPP           6.71             24.13             5/6LIBOR IO             120          6 Mo Libor
   16613018                  8.125                 1868.15      Prepay       36MPP           10.88            43.16               7/6LIBOR               0           6 Mo Libor
   16613033                    8                    486.8       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16613035                  7.625                 484.58       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16613040                    8                   876.02       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16613057                   6.5                  2864.58      No_PP        No PP           6.57             28.33             5/6LIBOR IO             120          6 Mo Libor
   16613131                  7.625                 2453.33      Prepay       36MPP           15.99            49.88             5/6LIBOR IO             60           6 Mo Libor
   16613236                   7.5                  1402.41      No_PP        No PP           4.36             36.35             5/6LIBOR IO             60           6 Mo Libor
   16613240                   7.5                  1548.75      No_PP        No PP           4.36             34.45             5/6LIBOR IO             60           6 Mo Libor
   16613291                   7.5                  1198.84      Prepay       36MPP           39.23            41.96             5/6LIBOR IO             120          6 Mo Libor
   16613296                    8                   1083.17      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16615953                  7.855                 2084.46      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616030                  6.375                 2345.63      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16616035                    8                   2987.08      Prepay       36MPP           19.44            38.09             5/6LIBOR IO             120          6 Mo Libor
   16616066                   6.5                  3867.19      No_PP        No PP           25.73            34.63             5/6LIBOR IO             120          6 Mo Libor
   16616220                    8                    451.1       No_PP        No PP           19.66            30.19               5/6LIBOR               0           6 Mo Libor
   16616256                  6.25                  1391.76      No_PP        No PP           29.29            44.99             5/1LIBOR IO             120          1 YR Libor
   16616266                   6.5                  5041.67      No_PP        No PP           24.11            32.16             5/6LIBOR IO             120          6 Mo Libor
   16616324                  7.125                 1202.81      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616475                   7.5                  1312.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616526                  7.624                 1213.37      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16616557                    8                   817.96       Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16616558                    8                   817.96       Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16628724                  7.875                 1933.59      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16628772                  7.75                  1000.39      Prepay       36MPP           26.34            43.28             5/6LIBOR IO             120          6 Mo Libor
   16628959                  6.625                  682.5       Prepay       36MPP           23.77            38.69             5/6LIBOR IO             60           6 Mo Libor
   16629171                  7.75                  898.15       Prepay       12MPP           13.5             32.79             5/6LIBOR IO             120          6 Mo Libor
   16629193                  7.375                  1085        No_PP        No PP           40.72            40.72             5/6LIBOR IO             120          6 Mo Libor
   16629260                   7.5                  1171.41      Prepay       6MPP            13.02            45.13             5/6LIBOR IO             120          6 Mo Libor
   16629264                  7.375                 1018.02      Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16632257                    8                   1517.97      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16632320                  7.25                  2903.37      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632339                   8.5                  1249.9       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632343                  8.375                   665        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632358                  7.875                 2629.69      Prepay       36MPP           12.8             38.12             5/6LIBOR IO             120          6 Mo Libor
   16632362                  7.125                 1389.69      Prepay       36MPP           14.41            44.34               5/6LIBOR               0           6 Mo Libor
   16632409                    8                   2121.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632462                   8.5                  1187.03      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632476                  7.75                  2518.75      No_PP        No PP           22.08            48.64             5/6LIBOR IO             120          6 Mo Libor
   16632502                   6.5                  930.81       Prepay       36MPP           37.95            48.15             5/6LIBOR BLN             0           6 Mo Libor
   16632551                  7.875                 3519.31      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632622                   6.5                  654.63       Prepay       36MPP           17.43             36.1             5/6LIBOR IO             120          6 Mo Libor
   16632663                  8.125                 4604.17      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16632841                  7.25                  1316.58      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16633021                  7.625                 2453.33      Prepay       36MPP           35.44            40.46             5/6LIBOR IO             120          6 Mo Libor
   16633074                  7.375                   744        No_PP        No PP           32.76            35.59             5/6LIBOR IO             120          6 Mo Libor
   16633103                  6.875                 3165.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634181                  7.125                 3961.34      No_PP        No PP           28.54            42.03             5/6LIBOR IO             120          6 Mo Libor
   16634182                  7.125                 1268.76      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16634229                    8                   3585.55      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16634261                   6.5                  2386.62      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16634266                  7.125                 1877.5       No_PP        No PP           21.2             23.95             5/6LIBOR IO             120          6 Mo Libor
   16634316                    8                   554.84       Prepay       8MPP            11.62             49.5             5/6LIBOR IO             120          6 Mo Libor
   16634323                  7.25                  4586.45      No_PP        No PP           26.62            42.54             5/6LIBOR IO             120          6 Mo Libor
   16634446                    8                   2624.17      Prepay       6MPP            16.58            41.64             5/6LIBOR IO             120          6 Mo Libor
   16634547                  7.25                  1855.42      No_PP        No PP           14.28            38.62             5/6LIBOR IO             120          6 Mo Libor
   16634600                    8                   883.58       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16634694                  6.875                 1000.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638204                  7.25                  2338.33      Prepay       36MPP           14.88            37.77             5/6LIBOR IO             120          6 Mo Libor
   16638294                   7.5                  2756.25      No_PP        No PP           20.04            33.06             5/6LIBOR IO             120          6 Mo Libor
   16638316                  7.58                  1085.6       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638341                  7.625                  1090        Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16638389                   6.5                  781.75       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638393                    7                   1212.94      No_PP        No PP           24.11             28.4             5/6LIBOR IO             120          6 Mo Libor
   16638452                   7.5                   914.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638460                  6.25                  1654.51      No_PP        No PP           16.13            34.26               5/1LIBOR               0           1 YR Libor
   16638468                  7.375                 3358.33      Prepay       36MPP           45.87             46.5             5/6LIBOR IO             120          6 Mo Libor
   16638490                  6.75                  5937.5       No_PP        No PP           26.74            35.71             5/6LIBOR IO             120          6 Mo Libor
   16638510                  5.75                   902.1       No_PP        No PP           23.88            44.98               5/1LIBOR               0           1 YR Libor
   16638518                  7.625                 1796.67      Prepay       6MPP            11.19            28.68             5/6LIBOR IO             120          6 Mo Libor
   16638522                  6.125                 1786.96      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16638546                  7.75                  1036.83      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638571                  7.875                 3657.5       No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16638676                  6.375                 1556.1       No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16638682                  7.25                   701.5       Prepay       6MPP            17.33            41.76             5/6LIBOR IO             60           6 Mo Libor
   16638688                    7                   1627.42      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16638707                    8                   2309.35      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16638729                    8                   3321.52      Prepay       6MPP            33.5             37.35             5/6LIBOR IO             120          6 Mo Libor
   16638730                  8.25                   1012        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638734                  7.25                  627.79       Prepay       36MPP           11.54            43.18             5/6LIBOR IO             120          6 Mo Libor
   16638827                  6.875                 1854.19      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638841                    8                   819.35       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638844                    7                    5900        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638863                   7.5                    441        No_PP        No PP           19.64            35.18             5/6LIBOR IO             60           6 Mo Libor
   16638935                    8                    671.9       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16638943                  7.75                  728.54       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638945                  7.75                  863.28       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16640647                  7.25                  1385.53      Prepay       36MPP             0              44.36             5/6LIBOR IO             120          6 Mo Libor
   16640684                    8                    8375        Prepay       36MPP           29.33             36.5             5/6LIBOR IO             120          6 Mo Libor
   16640718                    8                   1557.75      Prepay       36MPP           11.96            42.73             5/6LIBOR IO             120          6 Mo Libor
   16640730                  7.375                 2591.48      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16640735                  6.125                 2493.83      No_PP        No PP           25.57            27.24             5/6LIBOR IO             120          6 Mo Libor
   16640766                    8                    4020        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16640768                   8.5                  1559.04      Prepay       36MPP           12.47            34.41             5/6LIBOR IO             120          6 Mo Libor
   16640777                  7.875                 811.37       Prepay       36MPP           34.42            47.53               5/6LIBOR               0           6 Mo Libor
   16640796                   5.5                   1175        No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16640802                  7.125                 839.06       No_PP        No PP           17.83            46.85               5/6LIBOR               0           6 Mo Libor
   16640841                  7.125                  1310        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16640856                    8                   1267.42      Prepay       36MPP           12.07            14.17             5/6LIBOR IO             120          6 Mo Libor
   16640935                  7.875                  5082        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16640995                  8.375                 2129.9       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16641005                    8                   859.27       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16641017                  7.625                  2178        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16641034                  7.875                 986.31       Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16641093                  7.875                 986.55       Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16641130                  7.125                  827.5       No_PP        No PP           26.53            47.08             5/6LIBOR IO             120          6 Mo Libor
   16641143                    8                   1714.08      No_PP        No PP           37.62            45.02             5/6LIBOR IO             60           6 Mo Libor
   16641146                    7                   4000.94      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16641161                  6.375                  697.5       No_PP        No PP           23.32            44.24             5/6LIBOR IO             120          6 Mo Libor
   16641167                    8                   1208.79      Prepay       36MPP           11.84            29.36             5/6LIBOR IO             120          6 Mo Libor
   16641179                    8                   2372.92      Prepay       36MPP           35.6             41.08             5/6LIBOR IO             60           6 Mo Libor
   16641185                   8.5                  2527.53      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16641252                  7.625                 1258.67      Prepay       36MPP           44.67            44.79             5/6LIBOR IO             60           6 Mo Libor
   16641326                   7.5                  1459.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16643550                  7.25                  1024.61      Prepay       36MPP           15.5              35.7             5/6LIBOR IO             120          6 Mo Libor
   16643593                    8                   1611.35      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16643620                  6.125                 1485.59      No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16643662                  7.125                   675        No_PP        No PP           16.04             21.1             5/6LIBOR IO             120          6 Mo Libor
   16643666                  7.125                 726.56       No_PP        No PP           16.04            42.15             5/6LIBOR IO             120          6 Mo Libor
   16643671                   7.5                  1233.75      No_PP        No PP           6.57              35.4             5/6LIBOR IO             120          6 Mo Libor
   16643675                  7.625                 794.67       Prepay       36MPP           8.32              34.9             5/6LIBOR IO             120          6 Mo Libor
   16643748                  7.625                 2346.67      No_PP        No PP           13.47            39.47             5/6LIBOR IO             120          6 Mo Libor
   16643850                   7.5                  2320.22      No_PP        No PP           41.35            43.43               5/6LIBOR               0           6 Mo Libor
   16643890                  7.475                 970.42       Prepay       36MPP           27.27            42.05             5/6LIBOR IO             60           6 Mo Libor
   16643988                    8                   1261.48      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16644035                  8.25                  2755.35      Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16644127                  8.125                  3910        Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16644228                  7.75                  1449.64      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16645951                  7.625                 1511.56      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16645955                    7                   5408.33      No_PP        No PP           32.06            36.63             5/6LIBOR IO             60           6 Mo Libor
   16646012                  7.625                 1103.59      No_PP        No PP           48.09            48.75               5/6LIBOR               0           6 Mo Libor
   16646022                  6.625                 8324.17      No_PP        No PP           35.47            47.76             5/6LIBOR IO             120          6 Mo Libor
   16646048                   7.5                  1622.25      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646104                  7.375                12916.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646145                    7                   5531.25      No_PP        No PP           8.88             43.11             5/6LIBOR IO             120          6 Mo Libor
   16646189                  7.42                  2072.81      Prepay       36MPP           15.36            43.17             5/6LIBOR IO             120          6 Mo Libor
   16646275                    8                   766.72       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16646301                    8                   1194.72      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16646365                    8                   1842.5       No_PP        No PP           34.79            37.42             5/6LIBOR IO             120          6 Mo Libor
   16646414                  7.624                 3839.52      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646461                  6.875                 1909.17      No_PP        No PP           18.1             45.78             5/6LIBOR IO             60           6 Mo Libor
   16646496                  7.875                 1574.72      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16646509                  7.875                 1816.38      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16646510                  7.875                 3121.25      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16646527                    8                   1413.66      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646558                  8.375                 2624.27      No_PP        No PP           15.02            47.32             5/6LIBOR IO             120          6 Mo Libor
   16646566                  7.875                 1600.16      Prepay       36MPP           20.3             39.18             5/6LIBOR IO             120          6 Mo Libor
   16646574                  8.375                 3663.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646588                    8                   3305.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646624                  6.075                 1955.18      Prepay       36MPP           26.7             44.63             5/6LIBOR BLN             0           6 Mo Libor
   16646625                  8.25                  1897.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646637                  8.375                 4116.87      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16646649                  9.125                 2932.48      Prepay       36MPP           16.1             45.71               5/6LIBOR               0           6 Mo Libor
   16646666                   8.5                  3721.21      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648328                  7.625                 2346.67      No_PP        No PP           13.47            39.47             5/6LIBOR IO             120          6 Mo Libor
   16648333                  5.624                 2341.78      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648446                  6.625                 816.66       No_PP        No PP           25.3             29.53             5/6LIBOR IO             120          6 Mo Libor
   16648478                  8.56                  2828.96      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16648486                  6.125                 1408.33      No_PP        No PP           41.7             49.57             5/6LIBOR IO             120          6 Mo Libor
   16648489                  7.625                 1021.41      No_PP        No PP           29.75            29.75               5/6LIBOR               0           6 Mo Libor
   16648490                    8                   1730.83      Prepay       36MPP           5.53             18.95             5/6LIBOR IO             120          6 Mo Libor
   16648492                    8                   1747.02      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648514                    8                   1291.15      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16648646                  8.125                 419.69       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648675                  7.375                 3590.83      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648692                    8                   1459.2       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648915                  6.625                 572.25       Prepay       36MPP           9.38             18.03             5/6LIBOR IO             120          6 Mo Libor
   16648939                  5.75                  857.58       No_PP        No PP           26.41            44.85             3/6LIBOR IO             120          6 Mo Libor
   16648950                  7.625                 2133.28      Prepay       6MPP            16.85            45.76             5/6LIBOR IO             60           6 Mo Libor
   16649122                  6.25                  2699.27      No_PP        No PP           27.2             35.99             5/6LIBOR IO             120          6 Mo Libor
   16649130                   7.5                    945        No_PP        No PP           35.93            36.59             5/6LIBOR IO             60           6 Mo Libor
   16649146                  6.86                  1613.02      No_PP        No PP           18.07            43.86             5/6LIBOR IO             120          6 Mo Libor
   16649202                  6.875                 1325.54      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649969                  7.75                  1226.73      No_PP        No PP           12.34            23.36             5/6LIBOR IO             120          6 Mo Libor
   16649983                    7                   1129.25      No_PP        No PP           15.6             42.86             5/6LIBOR IO             120          6 Mo Libor
   16649996                  7.375                 1963.33      No_PP        No PP           34.16            48.54             5/6LIBOR IO             120          6 Mo Libor
   16650006                    8                   942.19       No_PP        No PP           12.59            40.95             5/6LIBOR IO             120          6 Mo Libor
   16650026                  8.375                 3167.5       No_PP        No PP           29.21            48.69             5/6LIBOR IO             120          6 Mo Libor
   16650034                  7.375                 955.83       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650104                  6.25                  5520.83      No_PP        No PP           20.9             31.85             5/6LIBOR IO             120          6 Mo Libor
   16650142                  7.625                 540.05       Prepay       36MPP           8.09             53.97               5/1LIBOR               0           1 YR Libor
   16650153                   7.5                  619.24       No_PP        No PP           18.89            41.04             5/6LIBOR IO             120          6 Mo Libor
   16650163                  6.125                 2237.08      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16650165                   7.5                  7340.81      No_PP        No PP           25.6             30.29             5/1LIBOR IO             120          1 YR Libor
   16650324                    8                   343.37       No_PP        No PP           12.35            39.92             5/6LIBOR IO             120          6 Mo Libor
   16650346                   7.5                   1365        No_PP        No PP           16.78            36.67             7/6LIBOR IO             120          6 Mo Libor
   16650359                  5.625                 1325.77      No_PP        No PP           20.67            37.16             5/1LIBOR IO             120          1 YR Libor
   16650368                  5.75                  786.49       No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16650395                    8                   697.22       No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16650417                  7.125                 1557.67      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16650473                  7.25                  7386.72      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16650476                  7.625                 687.24       Prepay       36MPP           4.97              35.3               5/6LIBOR               0           6 Mo Libor
   16650478                  6.125                 2751.67      Prepay       6MPP              0                0               3/6LIBOR IO             120          6 Mo Libor
   16650483                  7.625                 623.03       Prepay       36MPP           9.61             41.79               5/6LIBOR               0           6 Mo Libor
   16650606                  8.125                 2657.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651152                  7.375                  1116        Prepay       12MPP           9.06              45.5             5/6LIBOR IO             120          6 Mo Libor
   16651177                  6.375                 634.32       Prepay       6MPP            12.47             33.8               5/6LIBOR               0           6 Mo Libor
   16651262                  6.41                  682.57       No_PP        No PP           11.3             41.34             5/6LIBOR IO             120          6 Mo Libor
   16651287                  7.75                   2275        No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16651369                  7.875                  1375        No_PP        No PP            25              44.62             5/6LIBOR IO             120          6 Mo Libor
   16651413                  6.875                 708.92       No_PP        No PP           26.16            38.34               5/1LIBOR               0           1 YR Libor
   16651512                  7.875                 1269.58      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651522                  5.75                  830.96       Prepay       6MPP            17.43            29.82             3/6LIBOR IO             120          6 Mo Libor
   16651566                  7.875                 938.99       No_PP        No PP           9.44             42.08             5/6LIBOR IO             120          6 Mo Libor
   16651739                  7.25                  3693.36      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16651756                  6.75                 10329.89      Prepay       12MPP           31.92            34.52             5/6LIBOR IO             120          6 Mo Libor
   16651805                  7.13                  2038.15      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16651850                  7.25                  1016.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16653716                  6.624                 3546.16      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16653763                  6.36                  4536.46      No_PP        No PP           29.21            37.48             5/6LIBOR IO             120          6 Mo Libor
   16653769                    8                   786.67       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16653943                  6.75                  345.95       Prepay       36MPP           22.21            39.56               5/6LIBOR               0           6 Mo Libor
   16653977                  7.805                 1383.75      Prepay       36MPP           19.72            38.47             5/6LIBOR IO             120          6 Mo Libor
   16654001                  5.875                  2707        No_PP        No PP           22.31            29.85             5/1LIBOR IO             120          1 YR Libor
   16654017                  7.25                  1728.33      No_PP        No PP           26.44            26.44             5/6LIBOR IO             120          6 Mo Libor
   16654124                   7.5                  7370.51      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16654130                  6.625                 1913.33      No_PP        No PP           42.97            46.05             5/6LIBOR IO             60           6 Mo Libor
   16654170                  7.375                 4194.36      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16654181                   8.5                  1242.5       No_PP        No PP           15.53            38.72             5/6LIBOR IO             120          6 Mo Libor
   16654225                  7.13                  1064.58      No_PP        No PP           25.39            40.55             5/6LIBOR IO             120          6 Mo Libor
   16654316                   6.5                  779.17       Prepay       36MPP           30.13            36.07             5/6LIBOR IO             120          6 Mo Libor
   16654329                  7.625                 1482.67      Prepay       36MPP           16.44            38.97             5/6LIBOR IO             60           6 Mo Libor
   16654384                   6.5                  2609.64      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16654386                   7.5                  1863.75      Prepay       36MPP           37.54            37.54             5/1LIBOR IO             60           1 YR Libor
   16655951                  6.625                  2345        No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16655970                  8.665                  1125        No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16655971                  8.25                  2167.39      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656014                  6.125                 2753.29      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656021                  7.375                 9687.5       Prepay       6MPP            36.33            40.81             5/6LIBOR IO             120          6 Mo Libor
   16656036                  5.25                  1304.36      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16656074                   7.5                  5137.53      Prepay       6MPP            4.61              34.2               5/6LIBOR               0           6 Mo Libor
   16656119                  7.75                  1649.16      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16656133                  7.75                  2820.05      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16656182                  7.625                 1128.55      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656186                  6.975                 1440.31      No_PP        No PP           10.12            21.09             5/6LIBOR IO             120          6 Mo Libor
   16656367                   7.5                  5777.63      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656422                   5.5                  1050.16      No_PP        No PP           23.42            43.74             3/6LIBOR IO             120          6 Mo Libor
   16656468                  7.75                   4651        No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16656496                  7.29                  2889.31      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656569                  7.125                 3585.94      Prepay       36MPP           13.69            16.79             5/6LIBOR IO             120          6 Mo Libor
   16656603                  7.875                 2007.5       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16656610                  7.75                   1625        Prepay       36MPP           11.23              47              5/6LIBOR IO             120          6 Mo Libor
   16656641                  7.75                  1466.8       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16656642                  6.875                 1184.17      Prepay       36MPP           16.32            37.95             5/6LIBOR IO             120          6 Mo Libor
   16656644                   7.5                  2768.98      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656816                  7.055                 2578.13      Prepay       36MPP           24.71            40.46             5/1LIBOR IO             120          1 YR Libor
   16656826                  7.75                  2004.17      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16656854                  5.875                 1541.67      No_PP        No PP           24.58            24.58             5/6LIBOR IO             120          6 Mo Libor
   16656951                  7.75                  1152.5       Prepay       6MPP            9.37             23.69             5/6LIBOR IO             120          6 Mo Libor
   16657006                  6.375                 4484.26      No_PP        No PP           25.75            41.75             5/6LIBOR IO             120          6 Mo Libor
   16658379                  7.125                 1184.53      No_PP        No PP           32.97            52.41             5/6LIBOR BLN             0           6 Mo Libor
   16658420                   7.5                  1196.55      No_PP        No PP           11.17            24.49             5/6LIBOR IO             120          6 Mo Libor
   16658449                  7.125                 1295.29      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16658571                  6.48                  976.05       No_PP        No PP           25.28            37.77               5/6LIBOR               0           6 Mo Libor
   16658578                  7.375                 2128.67      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16658625                  7.624                 1981.51      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16658644                  7.125                 2493.75      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16658666                  6.375                  2475        No_PP        No PP           39.36            41.34             5/6LIBOR IO             60           6 Mo Libor
   16658678                  6.28                  1329.17      No_PP        No PP           30.33            37.86             5/6LIBOR IO             120          6 Mo Libor
   16658680                  7.75                  2962.92      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658802                  5.375                 2091.03      No_PP        No PP           21.01            40.59             5/6LIBOR IO             120          6 Mo Libor
   16658842                    6                   2771.53      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658930                  7.055                 1093.75      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16658950                  7.25                  3685.42      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16659032                  7.625                 2729.5       Prepay       36MPP           0.05              9.21             7/6LIBOR IO             84           6 Mo Libor
   16659167                  8.205                 634.13       Prepay       36MPP             0                0               10/6LIBORIO             120          6 Mo Libor
   16659197                  6.125                 3262.31      No_PP        No PP             0                0               10/6LIBORIO             120          6 Mo Libor
   16659214                    8                   1153.86      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16661977                  8.125                 2238.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16661997                    8                   747.89       Prepay       36MPP            3.2             40.54             5/6LIBOR IO             120          6 Mo Libor
   16662015                  6.625                 1037.87      Prepay       36MPP           21.97            39.39               5/6LIBOR               0           6 Mo Libor
   16662069                  7.875                 972.47       No_PP        No PP           13.7             28.23             5/6LIBOR IO             60           6 Mo Libor
   16662070                   6.5                  5041.38      No_PP        No PP           12.63            16.88             5/6LIBOR IO             120          6 Mo Libor
   16662081                  7.25                  8892.66      No_PP        No PP           8.89             39.04             5/6LIBOR IO             120          6 Mo Libor
   16662106                  7.375                 2066.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662157                  6.87                  2165.63      Prepay       36MPP           24.27            35.84             5/6LIBOR IO             120          6 Mo Libor
   16662188                  5.875                 1004.96      No_PP        No PP           39.79            39.79             7/6LIBOR IO             120          6 Mo Libor
   16662220                  7.75                  5904.17      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16662244                  7.75                  3138.78      Prepay       6MPP            8.12             32.47             5/6LIBOR IO             120          6 Mo Libor
   16662259                  7.375                 1011.3       Prepay       36MPP           13.79            35.16             5/6LIBOR IO             120          6 Mo Libor
   16662324                  6.625                 2824.79      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662330                  6.625                 2426.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662341                  6.625                 2426.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662373                  7.625                 373.33       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662378                   7.5                  5402.25      Prepay       36MPP           32.89            37.99             5/6LIBOR IO             120          6 Mo Libor
   16662452                    7                   4144.06      No_PP        No PP           20.72            37.52               5/6LIBOR               0           6 Mo Libor
   16662454                   7.5                    945        Prepay       6MPP            12.42            28.15             5/6LIBOR IO             120          6 Mo Libor
   16662458                   6.5                  3723.96      No_PP        No PP           31.49            31.49             5/6LIBOR IO             120          6 Mo Libor
   16662517                  6.32                  1014.56      Prepay       6MPP            20.45            43.22             5/6LIBOR IO             120          6 Mo Libor
   16662594                  7.25                  2871.57      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662619                  6.625                  2275        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16662701                  7.375                 1756.67      No_PP        No PP           48.38              50              5/6LIBOR IO             120          6 Mo Libor
   16663714                  7.25                  2048.74      No_PP        No PP             0              37.72             5/6LIBOR IO             60           6 Mo Libor
   16663756                  7.875                 3348.13      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16663762                  6.875                 4229.17      No_PP        No PP           15.21            21.84             5/6LIBOR IO             120          6 Mo Libor
   16663835                  7.125                 3368.75      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16663840                  6.75                  845.94       Prepay       36MPP           23.21            32.04             5/6LIBOR IO             60           6 Mo Libor
   16663847                  7.375                 1162.5       Prepay       36MPP           29.26            46.56             5/6LIBOR IO             120          6 Mo Libor
   16663915                  5.75                  927.56       No_PP        No PP           24.44            42.26             3/6LIBOR IO             120          6 Mo Libor
   16663935                   6.5                  1145.83      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16663962                    7                   1942.08      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16663971                  6.405                  1520        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16663988                  7.25                  2922.92      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16664042                  7.225                 1302.7       Prepay       36MPP           0.03             20.75               5/6LIBOR               0           6 Mo Libor
   16664087                   6.5                  4296.87      No_PP        No PP           12.77             27.7             5/6LIBOR IO             120          6 Mo Libor
   16664194                  6.875                 8002.79      Prepay       12MPP           27.84            34.78             5/6LIBOR IO             120          6 Mo Libor
   16664225                  7.625                 3372.38      Prepay       36MPP           20.24            20.59               5/6LIBOR               0           6 Mo Libor
   16664319                  8.755                  2605        Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16664326                    7                   1816.79      No_PP        No PP           35.83            37.34             5/6LIBOR BLN             0           6 Mo Libor
   16664358                  6.125                 733.67       No_PP        No PP           25.06            37.69             7/1LIBOR IO             84           1 YR Libor
   16664436                  7.06                  2676.14      No_PP        No PP           40.53            46.92             5/6LIBOR IO             120          6 Mo Libor
   16665494                    6                   1980.46      No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   16665527                  7.485                 554.17       No_PP        No PP           3.18             28.23             5/6LIBOR IO             120          6 Mo Libor
   16665551                  7.25                  705.95       No_PP        No PP           7.13             42.93             5/6LIBOR IO             120          6 Mo Libor
   16665556                    7                   8551.31      No_PP        No PP           27.69            40.33             5/6LIBOR IO             120          6 Mo Libor
   16665728                  7.25                  3837.92      No_PP        No PP           29.73            33.32             5/6LIBOR IO             120          6 Mo Libor
   16665768                  5.375                  686.1       No_PP        No PP            26              43.73             5/1LIBOR IO             60           1 YR Libor
   16665833                  7.625                 2906.67      Prepay       12MPP           8.77             43.86             5/6LIBOR IO             120          6 Mo Libor
   16665921                  7.25                  921.99       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16665932                  7.625                 1109.33      Prepay       36MPP           22.56            47.07             5/6LIBOR IO             120          6 Mo Libor
   16665985                    7                   2783.95      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16665995                  6.875                 2896.49      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16666010                  7.875                 721.22       Prepay       36MPP           28.92            28.92               5/1LIBOR               0           1 YR Libor
   16666041                  7.875                 2969.38      Prepay       6MPP            21.72            45.92             5/6LIBOR IO             120          6 Mo Libor
   16666045                  7.375                 2970.88      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16666842                   7.5                  866.58       Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16666851                   7.5                   894.8       Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16666955                  5.75                  751.27       No_PP        No PP           13.74            37.31               5/6LIBOR               0           6 Mo Libor
   16667002                  7.41                  1904.69      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16667004                  5.75                  1204.58      No_PP        No PP           29.37            39.33             3/6LIBOR IO             120          6 Mo Libor
   16667241                  6.625                 1866.67      Prepay       36MPP           42.37            49.18             5/6LIBOR IO             60           6 Mo Libor
   16667245                  6.25                   1590        No_PP        No PP           32.88            37.08             7/6LIBOR IO             120          6 Mo Libor
   16667279                  6.975                 873.33       Prepay       36MPP           15.38            42.56             5/6LIBOR IO             120          6 Mo Libor
   16667282                  7.625                  820.8       Prepay       36MPP           44.44            44.44             5/6LIBOR IO             60           6 Mo Libor
   16667303                  7.875                  4840        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16667331                  7.375                 2247.5       No_PP        No PP           43.62            44.12             5/6LIBOR IO             60           6 Mo Libor
   16667440                  6.75                  1916.1       No_PP        No PP           27.39            41.88             3/6LIBOR IO             120          6 Mo Libor
   16670247                  8.055                 1454.52      No_PP        No PP           6.25             35.14               5/6LIBOR               0           6 Mo Libor
   16670260                  8.125                  3825        Prepay       12MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16670279                  7.375                  999.1       Prepay       36MPP           12.22            41.51             5/6LIBOR IO             60           6 Mo Libor
   16670286                  7.625                 8260.63      Prepay       3MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16670372                  7.625                 1813.37      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16670395                   6.5                  1737.08      Prepay       36MPP           30.6             43.51             5/6LIBOR IO             120          6 Mo Libor
   16670399                  7.125                 1132.33      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16670471                  6.75                    836        Prepay       36MPP           27.82            44.89             5/6LIBOR IO             120          6 Mo Libor
   16670576                  7.375                 3610.72      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16670663                  7.25                  1169.17      Prepay       12MPP           23.69            39.28             10/6LIBORIO             120          6 Mo Libor
   16670668                  7.75                  2979.17      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16670675                  7.125                  1875        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16670758                  7.875                  4125        No_PP        No PP           9.51             41.23             5/6LIBOR IO             120          6 Mo Libor
   16670780                    8                   1228.33      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16670812                  6.875                 1691.18      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16670820                   7.5                  2887.17      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16670821                   6.5                  1145.83      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16670857                  6.75                  546.25       Prepay       36MPP           20.31            29.18             5/6LIBOR IO             120          6 Mo Libor
   16670874                  7.75                  1706.25      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16670883                  5.29                  1350.7       No_PP        No PP           15.81            34.65             5/6LIBOR IO             120          6 Mo Libor
   16670906                  7.375                 1986.65      No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16670909                   5.5                  1224.8       No_PP        No PP           27.94              29              7/6LIBOR IO             120          6 Mo Libor
   16670982                  6.125                 1213.33      No_PP        No PP           22.87            40.86             5/6LIBOR IO             60           6 Mo Libor
   16670988                  6.875                 2766.88      No_PP        No PP           34.98             40.2             3/6LIBOR IO             120          6 Mo Libor
   16672349                  6.625                 653.33       No_PP        No PP           12.29            33.34             5/6LIBOR IO             120          6 Mo Libor
   16672593                  7.25                  5845.83      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16672694                  7.875                 3155.32      Prepay       36MPP             0                0                 7/6LIBOR               0           6 Mo Libor
   16672725                  6.625                 6781.25      No_PP        No PP           25.46            26.37             5/6LIBOR IO             120          6 Mo Libor
   16672764                  6.625                 4433.33      Prepay       6MPP            27.79            39.28             5/6LIBOR IO             120          6 Mo Libor
   16672787                  8.165                 1622.92      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16672816                  7.25                  3133.73      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16672850                  7.75                  917.73       Prepay       5MPP            10.91            36.87               5/6LIBOR               0           6 Mo Libor
   16672866                  7.75                  874.66       No_PP        No PP           4.89             11.38               5/6LIBOR               0           6 Mo Libor
   16672871                  7.75                  911.79       Prepay       5MPP            10.97            17.49               5/6LIBOR               0           6 Mo Libor
   16672902                  7.875                 1412.38      No_PP        No PP             9              43.19               7/6LIBOR               0           6 Mo Libor
   16672930                  6.75                  5937.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16673020                  7.75                  1642.4       Prepay       5MPP            10.03            15.99               5/6LIBOR               0           6 Mo Libor
   16673050                   6.5                  3065.1       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16673067                  8.125                 2964.02      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16673286                    7                   9587.5       Prepay       36MPP           30.86            45.31             5/6LIBOR IO             120          6 Mo Libor
   16674014                  8.25                  1011.64      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16674040                   6.5                  5247.92      No_PP        No PP           10.73            18.22             5/6LIBOR IO             60           6 Mo Libor
   16674115                    6                   2549.73      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16674159                  7.75                  3006.25      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16674182                    6                   2348.39      No_PP        No PP           34.77             37.7             5/6LIBOR IO             120          6 Mo Libor
   16674187                  6.125                 3303.79      No_PP        No PP           34.75            34.75             5/6LIBOR IO             120          6 Mo Libor
   16674199                  5.875                 769.56       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16674236                    7                   4867.5       Prepay       36MPP           28.17            37.55             5/6LIBOR IO             120          6 Mo Libor
   16674246                  7.25                  1847.34      No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   16674377                  8.625                 5722.48      Prepay       36MPP             0                0                 3/6LIBOR               0           6 Mo Libor
   16674583                  7.625                 4266.67      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16674590                   7.5                  648.96       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16674637                  7.875                  4015        Prepay       36MPP           20.27             42.5             5/6LIBOR IO             120          6 Mo Libor
   16674687                  6.625                 1684.38      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16674723                  7.375                 3668.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16674750                  6.375                   999        Prepay       12MPP           22.99            39.02             7/6LIBOR IO             120          6 Mo Libor
   16676496                  6.875                 3015.22      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16676519                    8                   644.32       Prepay       36MPP           15.23             32.6             5/6LIBOR IO             60           6 Mo Libor
   16676553                    8                   2946.95      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16676578                  7.375                 909.33       No_PP        No PP           21.55            43.89             5/6LIBOR IO             120          6 Mo Libor
   16676720                   6.5                  1941.04      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16676750                  7.375                 1265.83      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16676752                  7.875                 2211.28      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16676791                   6.5                  870.79       No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16676830                  7.25                   3050        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16676834                    7                   1192.29      Prepay       36MPP           18.18            33.41             5/6LIBOR IO             120          6 Mo Libor
   16676878                  7.165                 680.63       Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16676892                  6.75                  789.95       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16676895                   7.5                  1597.86      No_PP        No PP           8.48             45.03             5/6LIBOR IO             60           6 Mo Libor
   16680058                  6.75                  4987.5       No_PP        No PP           19.95            30.73             5/6LIBOR IO             120          6 Mo Libor
   16680107                  5.625                 2311.75      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16680160                  7.75                  2627.08      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16680196                   7.5                  719.25       Prepay       6MPP            21.34            21.68             5/6LIBOR IO             120          6 Mo Libor
   16680204                  7.375                 1136.15      No_PP        No PP           23.4             29.17             7/1LIBOR IO             120          1 YR Libor
   16680246                   6.5                  2062.5       No_PP        No PP           18.94            42.79             5/1LIBOR IO             60           1 YR Libor
   16680338                  7.375                 4521.72      No_PP        No PP           20.74            39.68             5/6LIBOR IO             120          6 Mo Libor
   16680344                  7.75                   6500        No_PP        No PP           41.94            42.98             5/6LIBOR IO             120          6 Mo Libor
   16680384                   6.5                  1708.01      Prepay       36MPP           28.55             43.1               5/6LIBOR               0           6 Mo Libor
   16680421                  6.25                 11041.67      Prepay       12MPP           19.72             31.4             5/6LIBOR IO             60           6 Mo Libor
   16680466                  6.375                 1957.5       Prepay       36MPP           27.83            37.01             5/6LIBOR IO             60           6 Mo Libor
   16680661                  7.25                  3304.17      No_PP        No PP           26.86            43.36             5/6LIBOR IO             120          6 Mo Libor
   16680693                  7.875                 5534.38      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16680728                  6.625                 3266.25      No_PP        No PP           22.12            45.58             5/6LIBOR IO             120          6 Mo Libor
   16681293                  7.625                  1408        Prepay       36MPP           21.08            47.14             5/6LIBOR IO             120          6 Mo Libor
   16681333                  6.375                 1293.75      Prepay       36MPP           41.74            46.83             5/6LIBOR IO             120          6 Mo Libor
   16681342                  7.25                  3478.91      Prepay       36MPP           22.43            26.61             5/6LIBOR IO             120          6 Mo Libor
   16681364                  7.375                 3280.83      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16681495                   6.5                  1260.42      Prepay       36MPP           45.93            46.65             7/6LIBOR IO             120          6 Mo Libor
   16681559                  7.125                 328.13       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16681565                  7.125                   350        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16681569                  7.875                  1463        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16681590                  7.75                   1625        No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16681592                    8                   5527.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16681627                   6.5                  2155.03      No_PP        No PP             0                0               5/1LIBOR IO             120          1 YR Libor
   16681637                  6.64                  1855.5       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16681736                  6.975                 2337.43      Prepay       36MPP           5.67             36.55             5/6LIBOR IO             120          6 Mo Libor
   16681740                  6.125                 834.33       No_PP        No PP            6.9              6.9                5/6LIBOR               0           6 Mo Libor
   16681741                  7.875                 459.78       Prepay       6MPP            10.64            25.69               5/6LIBOR               0           6 Mo Libor
   16681745                  6.375                 1686.36      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16681764                   7.5                  1535.63      Prepay       36MPP           19.33             38.9             5/6LIBOR IO             60           6 Mo Libor
   16681771                  7.75                  890.41       No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   16681831                  8.435                 2258.33      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16681859                   7.5                  1443.75      No_PP        No PP           32.51            39.32             5/6LIBOR IO             60           6 Mo Libor
   16684087                  6.625                 2721.09      No_PP        No PP           26.16            37.16             5/6LIBOR IO             120          6 Mo Libor
   16684098                  7.75                  7109.37      Prepay       36MPP           30.45             44.4             5/6LIBOR IO             120          6 Mo Libor
   16684151                   6.5                  2278.03      No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16684165                  7.75                  1646.2       No_PP        No PP           42.76            42.76             5/6LIBOR BLN             0           6 Mo Libor
   16684192                  6.625                 931.87       Prepay       6MPP            6.57             29.25             5/6LIBOR IO             120          6 Mo Libor
   16684195                   7.1                  1792.55      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16684207                  7.625                  7000        Prepay       36MPP           23.56            29.26             5/6LIBOR IO             120          6 Mo Libor
   16684439                   6.5                  1266.72      Prepay       36MPP           29.71            47.54             3/6LIBOR IO             120          6 Mo Libor
   16684520                  7.875                  3762        No_PP        No PP           34.11            34.38             7/6LIBOR IO             84           6 Mo Libor
   16684558                  6.75                  2582.03      No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16684570                   7.5                  3765.23      Prepay       36MPP           26.66            26.66             5/6LIBOR IO             120          6 Mo Libor
   16684584                  7.75                  2356.25      No_PP        No PP           32.87             41.5             5/6LIBOR IO             60           6 Mo Libor
   16684594                  6.125                 741.27       No_PP        No PP           10.79            22.17             5/6LIBOR IO             120          6 Mo Libor
   16684688                  6.25                  1863.99      Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16684743                  7.75                  6545.7       Prepay       36MPP           9.56             41.36             5/6LIBOR IO             120          6 Mo Libor
   16684793                  7.25                  965.83       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16685761                   6.5                   1925        Prepay       36MPP           39.38            41.46             5/6LIBOR IO             120          6 Mo Libor
   16685796                   7.5                   13125       No_PP        No PP           34.81            37.44             5/6LIBOR IO             120          6 Mo Libor
   16685804                  7.875                 2392.5       Prepay       36MPP           27.39            42.97             5/6LIBOR IO             60           6 Mo Libor
   16685830                  6.875                 3552.5       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16685847                  7.75                  2031.25      No_PP        No PP           27.71            36.03             5/6LIBOR IO             60           6 Mo Libor
   16685896                  7.88                  1914.06      Prepay       36MPP           23.04            44.18             5/6LIBOR IO             120          6 Mo Libor
   16685930                    8                   1730.14      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16686029                   7.5                  1179.83      No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16686033                  6.625                 790.46       No_PP        No PP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16686063                  7.125                  1900        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16686078                  7.25                  4320.83      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16686138                  7.375                 5941.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16686176                   7.5                  3438.75      No_PP        No PP           22.99            32.18             5/6LIBOR IO             120          6 Mo Libor
   16686215                    8                   2198.44      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16686247                   7.5                  3768.52      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16686248                  7.125                 4687.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16686351                    8                   5561.6       Prepay       36MPP           6.34             42.12             5/6LIBOR IO             120          6 Mo Libor
   16688060                   6.5                   966.8       Prepay       36MPP           35.28            51.09             5/1LIBOR IO             120          1 YR Libor
   16688077                  8.25                  3881.25      Prepay       12MPP             0              47.72             7/6LIBOR IO             120          6 Mo Libor
   16688201                  6.375                 1093.5       Prepay       36MPP           31.35            48.19             5/6LIBOR IO             120          6 Mo Libor
   16688258                  6.625                 479.02       No_PP        No PP           9.78             19.18               7/6LIBOR               0           6 Mo Libor
   16688265                   7.5                  1827.17      No_PP        No PP           33.28            46.04               5/6LIBOR               0           6 Mo Libor
   16688306                  7.375                  4495        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16688332                  6.875                  5800        No_PP        No PP           37.49            39.73             5/6LIBOR IO             60           6 Mo Libor
   16688378                  7.375                 3582.06      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16688498                  8.525                 610.84       Prepay       36MPP           37.21            43.09               3/6LIBOR               0           6 Mo Libor
   16688537                  7.375                 1265.83      Prepay       6MPP            24.11            36.56             5/6LIBOR IO             60           6 Mo Libor
   16692153                    8                    837.5       No_PP        No PP           1.64             36.92             3/6LIBOR IO             120          6 Mo Libor
   16692408                   6.5                  829.58       Prepay       12MPP           22.55            26.56             7/6LIBOR IO             84           6 Mo Libor
   16692435                  6.985                 713.02       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16692464                  7.975                 2273.96      Prepay       12MPP           18.96            43.41             5/6LIBOR IO             120          6 Mo Libor
   16692493                  7.63                  1686.25      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16692529                  5.875                 3385.42      No_PP        No PP           29.59            37.95             5/6LIBOR IO             120          6 Mo Libor
   16692654                  7.125                  2425        Prepay       36MPP           30.75             38.5             5/6LIBOR IO             120          6 Mo Libor
   16692664                  7.875                   781        No_PP        No PP           30.51            39.48             5/6LIBOR IO             120          6 Mo Libor
   16692711                  6.625                  3080        No_PP        No PP           32.1             37.67             5/6LIBOR IO             120          6 Mo Libor
   16693428                  6.375                 3656.25      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693455                  5.875                 3385.42      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693477                   7.5                  4553.44      Prepay       36MPP           26.17              45                5/6LIBOR               0           6 Mo Libor
   16693665                    8                   4187.5       No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16693794                  6.375                  2043        No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16693809                  7.25                  1000.16      No_PP        No PP           26.75            37.65             7/6LIBOR IO             120          6 Mo Libor
   16693867                  6.125                 622.92       Prepay       36MPP           9.05             19.96             5/6LIBOR IO             120          6 Mo Libor
   16693947                  7.25                  2719.58      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16696047                  7.22                  1034.34      Prepay       36MPP           18.76            46.96               5/6LIBOR               0           6 Mo Libor
   16696050                  5.625                 2939.96      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16696207                  7.75                  1354.17      Prepay       36MPP             0                0               10/6LIBORIO             120          6 Mo Libor
   16696234                    8                   1283.47      Prepay       6MPP              0                0               5/6LIBOR IO             60           6 Mo Libor
   16696242                   5.5                  2006.31      No_PP        No PP           26.77            34.26             5/6LIBOR IO             120          6 Mo Libor
   16696542                  6.25                  2805.49      Prepay       36MPP           35.14            42.02             3/6LIBOR BLN             0           6 Mo Libor
   16696549                   6.5                  2108.33      Prepay       6MPP            41.02            41.35             5/6LIBOR IO             60           6 Mo Libor
   16697476                  7.375                 1756.02      Prepay       36MPP           34.37            44.76             5/6LIBOR IO             120          6 Mo Libor
   16697593                  7.75                  915.42       Prepay       36MPP           30.6             46.29             5/6LIBOR IO             60           6 Mo Libor
   16697666                    8                   485.84       Prepay       6MPP              0                0                 5/6LIBOR               0           6 Mo Libor
   16146824                    6                   1089.13      No_PP        No PP           29.2             40.01             5/6LIBOR IO             60           6 Mo Libor
   16234708                  6.25                  1131.54      No_PP        No PP           27.2              44.8             5/6LIBOR IO             120          6 Mo Libor
   16292046                  7.125                 4331.25      No_PP        No PP            4.1              30.8             1/1LIBOR IO             120          1 YR Libor
   16292066                  9.625                  16250       No_PP        No PP           28.06            39.22              6MLIBORIO              120          6 Mo Libor
   16710949                   7.5                  2399.25      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16710985                   7.5                  1259.48      Prepay       36MPP           0.01              5.39             5/6LIBOR IO             60           6 Mo Libor
   16539918                    8                   835.76       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16348970                  6.125                 954.04       No_PP        No PP           13.77            17.54             5/1LIBOR IO             120          1 YR Libor
   16567293                   7.5                    693        Prepay       12MPP           12.92            32.72             5/6LIBOR IO             120          6 Mo Libor
   16571296                  6.875                 1637.23      Prepay       36MPP           37.2              48.6               5/6LIBOR               0           6 Mo Libor
   16574694                  7.25                  1301.34      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16593701                   7.5                  8200.44      No_PP        No PP           22.65            27.44             5/6LIBOR IO             120          6 Mo Libor
   16594467                  7.625                 3404.67      Prepay       36MPP           36.42            42.17               5/6LIBOR               0           6 Mo Libor
   16649293                  5.375                 2809.26      No_PP        No PP           19.52             31.7             5/6LIBOR IO             120          6 Mo Libor
   16649299                   6.5                  1168.75      No_PP        No PP           6.46             32.77             2/6LIBOR IO             120          6 Mo Libor
   16649301                  7.25                  2262.08      No_PP        No PP           32.87            46.25             5/6LIBOR IO             120          6 Mo Libor
   16649303                   6.5                  1346.7       No_PP        No PP           33.42             45.1               3/6LIBOR               0           6 Mo Libor
   16649307                  6.625                 864.89       No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   16649312                  6.875                 1116.5       No_PP        No PP           13.8             24.84             5/6LIBOR IO             120          6 Mo Libor
   16649318                  5.75                  2174.37      No_PP        No PP           10.71            28.02             7/6LIBOR IO             120          6 Mo Libor
   16649322                  6.625                 2916.67      No_PP        No PP           26.41            28.39             3/6LIBOR IO             120          6 Mo Libor
   16649324                   7.5                  3703.88      No_PP        No PP           16.14            38.53             5/6LIBOR IO             120          6 Mo Libor
   16649325                  6.875                 931.02       No_PP        No PP           6.59             11.28             7/6LIBOR IO             120          6 Mo Libor
   16649326                   6.5                  710.42       No_PP        No PP           6.65             35.73             7/6LIBOR IO             120          6 Mo Libor
   16649328                  7.25                  1799.5       No_PP        No PP           35.45            49.35             7/6LIBOR IO             120          6 Mo Libor
   16649331                  6.625                 559.52       No_PP        No PP           14.26             35.1               7/6LIBOR               0           6 Mo Libor
   16649334                   6.5                  6569.29      No_PP        No PP           35.11            42.48               7/6LIBOR               0           6 Mo Libor
   16649336                    7                   998.08       No_PP        No PP           13.74             22.9             7/6LIBOR IO             120          6 Mo Libor
   16649337                   6.5                  773.44       No_PP        No PP           26.71             37.1             5/6LIBOR IO             120          6 Mo Libor
   16649338                    7                   3284.95      No_PP        No PP           34.13            35.69             5/6LIBOR IO             120          6 Mo Libor
   16649341                  6.375                  481.5       No_PP        No PP           13.85             40.2             5/6LIBOR IO             120          6 Mo Libor
   16649342                  6.375                  481.5       No_PP        No PP           13.85            40.69             5/6LIBOR IO             120          6 Mo Libor
   16649343                  6.375                  481.5       No_PP        No PP           13.85            40.69             5/6LIBOR IO             120          6 Mo Libor
   16649346                  8.125                 1231.08      No_PP        No PP             0                0               2/6LIBOR IO             120          6 Mo Libor
   16649309                   7.5                  427.07       No_PP        No PP           19.86            22.94               5/6LIBOR               0           6 Mo Libor
   16339733                  7.875                  752.8       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16339815                   7.5                  3669.38      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16342038                  7.75                  1083.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16318687                   6.5                  2233.48      No_PP        No PP             0                0               10/6LIBORIO             120          6 Mo Libor
   16321474                  7.125                 923.78       Prepay       36MPP           19.44            40.07             5/6LIBOR IO             60           6 Mo Libor
   16321481                  7.625                 693.33       Prepay       36MPP           33.9             38.42             5/6LIBOR IO             120          6 Mo Libor
   16318632                  8.125                   765        Prepay       36MPP           16.85            29.55             5/6LIBOR IO             120          6 Mo Libor
   16322996                  7.25                  2023.8       No_PP        No PP           10.65            41.16             5/6LIBOR IO             120          6 Mo Libor
   16343880                  7.875                  467.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16345837                  7.375                 2451.22      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16315011                  7.125                 1232.5       Prepay       36MPP           28.14            37.24             5/6LIBOR IO             60           6 Mo Libor
   16315054                  6.75                   1615        Prepay       36MPP           30.41              40              5/6LIBOR IO             60           6 Mo Libor
   16392409                  6.75                  1466.56      No_PP        No PP           28.24            31.42             5/6LIBOR IO             120          6 Mo Libor
   16392468                  6.625                 1469.96      Prepay       36MPP           40.43            48.23             5/6LIBOR IO             120          6 Mo Libor
   16392279                    8                   228.02       Prepay       36MPP           7.54             43.13               5/6LIBOR               0           6 Mo Libor
   16392292                    8                   231.82       Prepay       36MPP             3              35.97               5/6LIBOR               0           6 Mo Libor
   16392302                    8                   216.62       Prepay       36MPP           7.45             41.53               5/6LIBOR               0           6 Mo Libor
   16387573                   6.5                  490.42       No_PP        No PP           20.06            27.81             5/6LIBOR IO             120          6 Mo Libor
   16388736                   7.5                  2651.25      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16388813                   8.5                   986.6       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16387433                  6.375                 2278.13      Prepay       12MPP           24.51            32.58             5/6LIBOR IO             120          6 Mo Libor
   16387111                    7                   1343.29      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16384261                  6.625                 1096.67      Prepay       36MPP           20.64            28.66             5/6LIBOR IO             120          6 Mo Libor
   16384292                   6.5                  1113.75      Prepay       36MPP           34.4             36.24             5/6LIBOR IO             120          6 Mo Libor
   16784865                  7.625                 549.33       No_PP        No PP           25.25            47.49             5/6LIBOR IO             120          6 Mo Libor
   16718697                  7.75                  602.87       Prepay       36MPP           25.34            27.68             5/6LIBOR IO             60           6 Mo Libor
   16718712                   7.5                  2010.23      No_PP        No PP           42.55            42.55             5/6LIBOR IO             60           6 Mo Libor
   16718737                 10.275                 703.74       No_PP        No PP           29.45            30.16               2/6LIBOR               0           6 Mo Libor
   16718790                  7.875                 2667.5       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16721882                  7.125                 6562.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16721945                    8                   2222.17      No_PP        No PP           40.2              40.2             5/6LIBOR IO             60           6 Mo Libor
   16723115                  8.305                 847.08       Prepay       36MPP           8.67              23.7             5/6LIBOR IO             120          6 Mo Libor
   16395666                  7.75                   1396        No_PP        No PP           36.65            48.66             3/6LIBOR IO             120          6 Mo Libor
   16377122                  8.125                 1168.75      No_PP        No PP             0                0                10/6LIBOR               0           6 Mo Libor
   16713969                    7                   1799.01      Prepay       36MPP           28.84            41.88             3/6LIBOR IO             60           6 Mo Libor
   16383989                   8.5                  615.32       Prepay       36MPP           8.33             41.69             5/6LIBOR IO             60           6 Mo Libor
   16292055                   7.5                  3123.75      No_PP        No PP           16.58            32.54              1MLIBORIO              120          1 Mo Libor
   16292061                  6.25                  2550.62      Prepay       36MPP           17.3              42.3             1/1LIBOR IO             120          1 YR Libor
   16292138                  5.875                 1640.89      No_PP        No PP           18.01            34.89             1/1LIBOR IO             120          1 YR Libor
   16244546                  5.125                 3321.57      Prepay       36MPP           35.6              38.3               5/1LIBOR               0           1 YR Libor
   16232928                  7.375                 1239.97      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16234495                  5.75                  1656.47      No_PP        No PP           20.1              41.3              5/1CMT IO              60            1 YR CMT
   16234618                  6.75                  1635.51      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16697600                  6.625                 2893.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16697603                  6.375                 1788.75      No_PP        No PP           25.6             34.18             5/6LIBOR IO             60           6 Mo Libor
   16697382                  7.375                 905.07       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16697394                  7.875                 2163.65      Prepay       36MPP             0                0                 7/6LIBOR               0           6 Mo Libor
   16697397                  7.875                 2313.9       Prepay       36MPP             0                0                 7/6LIBOR               0           6 Mo Libor
   16696289                  6.645                 1058.65      No_PP        No PP           21.41            42.62             5/6LIBOR IO             120          6 Mo Libor
   16694012                  8.205                 607.34       Prepay       36MPP           10.12            28.86             5/6LIBOR IO             120          6 Mo Libor
   16694035                  7.375                 3496.09      Prepay       36MPP           7.91             44.38               5/6LIBOR               0           6 Mo Libor
   16696124                  7.91                  1558.69      Prepay       36MPP           15.16            29.91               5/6LIBOR               0           6 Mo Libor
   16696247                  8.505                 2559.38      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693884                  6.875                 1236.45      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16693771                  7.25                  5845.83      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693773                  7.875                  3399        Prepay       36MPP           38.53            38.92             3/6LIBOR IO             120          6 Mo Libor
   16693799                   7.5                  3049.15      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16693845                  6.385                 1187.56      Prepay       6MPP            13.05            36.46               5/6LIBOR               0           6 Mo Libor
   16693857                  7.875                 436.49       Prepay       5MPP            13.29            29.03               3/6LIBOR               0           6 Mo Libor
   16693864                  7.66                  4524.03      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693946                  7.135                 1735.42      Prepay       36MPP           25.5             48.89             5/6LIBOR IO             120          6 Mo Libor
   16693995                  7.625                  1600        No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16692670                    8                   753.75       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16693352                  6.25                  2139.32      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693372                  7.37                  879.37       No_PP        No PP            7.3             34.08             5/6LIBOR IO             120          6 Mo Libor
   16693381                  6.11                  2335.11      No_PP        No PP           33.89            49.01             5/6LIBOR IO             120          6 Mo Libor
   16693409                  7.625                 3225.67      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693413                  6.125                 2156.1       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693443                  7.375                 1676.58      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693444                   7.5                  2507.86      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693467                    6                   2889.73      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693471                  7.625                   592        No_PP        No PP           10.59            26.58             7/6LIBOR IO             120          6 Mo Libor
   16693485                   7.5                  3806.25      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693689                    7                   1499.59      No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16693697                    7                   1462.66      No_PP        No PP           27.48            41.81             7/6LIBOR IO             120          6 Mo Libor
   16693533                  6.625                 2403.33      Prepay       12MPP           40.66            41.59             5/6LIBOR IO             60           6 Mo Libor
   16693545                  7.165                 2797.92      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16693549                  7.75                  919.43       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16692553                  7.875                 619.79       Prepay       5MPP            1.79             31.92               3/6LIBOR               0           6 Mo Libor
   16692238                  8.075                 2497.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16692262                    8                   3447.69      No_PP        No PP           40.31            42.34               7/6LIBOR               0           6 Mo Libor
   16692393                  7.25                  813.33       Prepay       6MPP            3.33              43.5             5/6LIBOR IO             60           6 Mo Libor
   16688464                  7.25                  4117.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16688496                  7.75                  614.45       Prepay       6MPP            18.36            41.78             5/6LIBOR IO             120          6 Mo Libor
   16692076                    6                   2739.66      No_PP        No PP           22.95            36.02             5/6LIBOR IO             120          6 Mo Libor
   16692446                  7.125                 7734.38      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16692163                  7.75                  299.97       No_PP        No PP           17.96            30.65               5/1LIBOR               0           1 YR Libor
   16686050                  7.625                  3284        No_PP        No PP           3.78             12.15             5/6LIBOR IO             60           6 Mo Libor
   16686071                   7.5                 11714.06      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16688066                  8.375                 1178.33      Prepay       36MPP           40.34            43.85             5/6LIBOR IO             60           6 Mo Libor
   16688164                   7.5                  2257.5       No_PP        No PP           43.6              43.6             5/6LIBOR IO             60           6 Mo Libor
   16686118                   7.5                  812.54       Prepay       36MPP           10.27            45.73             5/6LIBOR IO             60           6 Mo Libor
   16686122                  6.75                  3560.6       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16686127                  8.625                 637.49       Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16686132                  7.875                 4589.06      No_PP        No PP           17.21            25.08             5/6LIBOR IO             120          6 Mo Libor
   16686145                    8                   5808.76      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16686175                  6.875                 5256.25      No_PP        No PP           31.66            37.01             5/6LIBOR IO             120          6 Mo Libor
   16686225                    7                   843.93       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16688282                  7.375                 6458.33      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16688032                  8.62                  946.35       Prepay       36MPP           15.08            15.51             5/6LIBOR IO             120          6 Mo Libor
   16685712                  7.75                   4615        Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16685724                  7.375                 4391.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16685749                  6.125                 3029.49      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16685853                  6.875                 3927.08      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16685900                  7.25                  9054.69      No_PP        No PP           40.71            47.98             5/6LIBOR IO             120          6 Mo Libor
   16684582                  7.875                   605        No_PP        No PP           9.95             37.97             5/6LIBOR IO             120          6 Mo Libor
   16684627                   6.5                  1804.69      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16686005                    8                   1730.14      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16684640                  7.125                  1760        Prepay       6MPP            31.43            31.73             5/6LIBOR IO             60           6 Mo Libor
   16684695                  6.75                  1151.88      Prepay       36MPP             0                0               5/1LIBOR IO             60           1 YR Libor
   16684725                  7.755                 1680.42      Prepay       36MPP           17.81             39.4             5/6LIBOR IO             120          6 Mo Libor
   16684790                    8                   8369.77      Prepay       36MPP           19.87            34.29             5/6LIBOR IO             60           6 Mo Libor
   16681945                  7.375                  6200        Prepay       36MPP           36.21            41.57             5/6LIBOR IO             120          6 Mo Libor
   16681946                  7.25                  3507.5       No_PP        No PP           30.72            41.01             5/6LIBOR IO             120          6 Mo Libor
   16681957                  7.625                  1050        No_PP        No PP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16684122                  7.75                  7109.37      Prepay       6MPP            25.39            38.81             5/6LIBOR IO             60           6 Mo Libor
   16684152                  7.875                 644.53       Prepay       36MPP           22.21            49.26             5/6LIBOR IO             120          6 Mo Libor
   16684071                  6.25                  1208.91      No_PP        No PP           33.28            49.67               5/6LIBOR               0           6 Mo Libor
   16684078                  6.75                  1903.3       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16684082                    6                   998.75       Prepay       36MPP           41.91            41.91             5/6LIBOR IO             120          6 Mo Libor
   16680441                  7.39                  989.52       Prepay       36MPP             0                0               5/6LIBOR BLN             0           6 Mo Libor
   16680462                  7.875                 1505.63      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16680501                  7.625                  5000        No_PP        No PP           30.6             46.27             5/6LIBOR IO             120          6 Mo Libor
   16681402                  7.875                 3906.59      Prepay       36MPP           30.87            39.46               5/6LIBOR               0           6 Mo Libor
   16681425                   7.5                  1569.23      Prepay       36MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16680549                  5.875                  1750        Prepay       6MPP            32.91            40.75             5/6LIBOR IO             60           6 Mo Libor
   16680555                   6.5                  778.71       Prepay       6MPP            25.68            42.74             5/6LIBOR IO             60           6 Mo Libor
   16681441                  7.375                 6442.19      Prepay       12MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16681500                   7.5                  2182.46      Prepay       36MPP           16.09            47.84               5/1LIBOR               0           1 YR Libor
   16681558                   7.5                  7013.67      No_PP        No PP           15.2             38.93             5/6LIBOR IO             120          6 Mo Libor
   16681615                   6.5                  671.64       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16680617                    7                   2945.08      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16680633                  6.865                 2798.13      Prepay       12MPP           21.41            47.22             5/6LIBOR IO             120          6 Mo Libor
   16680641                  8.43                  2354.11      Prepay       30MPP           7.72             36.93             5/6LIBOR IO             120          6 Mo Libor
   16680659                  6.625                 2937.43      No_PP        No PP           29.98            34.99             5/6LIBOR IO             120          6 Mo Libor
   16680695                  8.125                 1833.09      Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16681707                  7.75                   858.2       Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16681708                    6                   1719.08      No_PP        No PP           36.38            37.08               5/6LIBOR               0           6 Mo Libor
   16681756                  6.125                 953.33       No_PP        No PP           36.86            40.94             3/6LIBOR IO             120          6 Mo Libor
   16681777                   7.5                  2325.75      Prepay       6MPP            7.06             29.92             5/6LIBOR IO             60           6 Mo Libor
   16681783                   7.4                  1786.98      Prepay       36MPP           3.79             11.89             5/6LIBOR IO             120          6 Mo Libor
   16681801                  7.25                  3431.25      Prepay       6MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16681840                  5.125                 537.72       Prepay       36MPP           20.5             46.17             5/6LIBOR IO             120          6 Mo Libor
   16681253                  8.125                 3955.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16661832                  6.75                  1291.41      No_PP        No PP           15.11            43.06             5/6LIBOR IO             120          6 Mo Libor
   16680255                  7.375                12916.67      No_PP        No PP           25.83            30.31             5/6LIBOR IO             120          6 Mo Libor
   16661876                  7.875                  3795        Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16661900                  6.115                 1293.75      No_PP        No PP           23.38            25.12             5/6LIBOR IO             120          6 Mo Libor
   16680085                  7.875                 7507.5       Prepay       36MPP           3.66             22.01             5/6LIBOR IO             120          6 Mo Libor
   16663668                  8.875                 8960.94      No_PP        No PP           28.62            35.97             5/6LIBOR IO             120          6 Mo Libor
   16680150                  6.765                   770        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16680195                  6.09                  831.25       No_PP        No PP           25.87            49.09             5/6LIBOR IO             120          6 Mo Libor
   16680360                  7.055                 1134.38      Prepay       36MPP           13.57            23.23             5/6LIBOR IO             120          6 Mo Libor
   16661945                    7                   1140.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16663548                  8.25                  1782.5       No_PP        No PP           12.71            39.04             5/6LIBOR IO             120          6 Mo Libor
   16663568                  8.375                 590.62       Prepay       24MPP           28.75            34.36             5/6LIBOR IO             120          6 Mo Libor
   16665312                  6.375                 1864.69      Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16663575                  8.25                  1448.41      No_PP        No PP             0                0               2/6LIBOR BLN             0           6 Mo Libor
   16666672                  8.25                  1649.42      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16653464                  6.625                   770        Prepay       36MPP           26.53            35.77             7/6LIBOR IO             120          6 Mo Libor
   16653686                  6.875                 1150.33      No_PP        No PP           26.43            40.42             5/6LIBOR IO             120          6 Mo Libor
   16649609                  8.25                  854.02       Prepay       24MPP             0                0               2/6LIBOR IO             120          6 Mo Libor
   16649628                  7.375                 1110.84      Prepay       36MPP             0                0               7/6LIBOR IO             120          6 Mo Libor
   16643503                  7.625                 6533.33      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16649644                  7.75                  3691.48      Prepay       36MPP           11.48            44.43             5/6LIBOR IO             120          6 Mo Libor
   16649684                  6.625                  1400        Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16645839                  7.125                  2485        Prepay       36MPP           42.49            44.45             5/6LIBOR IO             120          6 Mo Libor
   16645842                  8.125                 1014.97      Prepay       24MPP           24.15            42.53               5/6LIBOR               0           6 Mo Libor
   16650971                  7.25                  711.23       Prepay       4MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16650871                  7.375                 6248.44      Prepay       4MPP            24.87            28.31             5/6LIBOR IO             120          6 Mo Libor
   16651025                  6.43                  3810.42      Prepay       12MPP           27.68            35.61             5/6LIBOR IO             120          6 Mo Libor
   16653574                  7.375                 4520.83      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648172                  7.75                  725.83       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16648184                  7.875                 1348.21      No_PP        No PP           29.3             43.95             5/6LIBOR IO             120          6 Mo Libor
   16648232                  7.435                 708.43       No_PP        No PP           23.03            45.78             5/6LIBOR IO             120          6 Mo Libor
   16648237                  7.625                 4333.33      Prepay       4MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16648122                  7.375                 5244.14      Prepay       36MPP           38.11            47.31               5/6LIBOR               0           6 Mo Libor
   16628532                  7.25                  3685.42      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16628609                  7.625                   496        Prepay       36MPP           24.36             49.6             5/6LIBOR IO             120          6 Mo Libor
   16640480                  7.875                   990        No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16631164                   7.5                  813.75       Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16631181                  7.25                  1372.5       Prepay       36MPP           36.51            49.59             5/6LIBOR IO             120          6 Mo Libor
   16640504                   8.5                   1775        Prepay       4MPP              0                0               5/6LIBOR IO             120          6 Mo Libor
   16640520                  6.75                  2640.53      Prepay       24MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16631269                  7.375                 653.91       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16631278                  7.375                 639.37       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16631280                  7.125                  1030        Prepay       4MPP            42.73            49.77             5/6LIBOR IO             120          6 Mo Libor
   16630993                  7.375                 4004.17      No_PP        No PP           31.15            37.81             5/6LIBOR IO             120          6 Mo Libor
   16631283                  7.375                 629.69       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16643390                  7.75                  1286.46      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16633682                  8.445                 2454.17      Prepay       12MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16634093                  7.375                 1097.47      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16638028                  7.125                  934.5       Prepay       36MPP           7.07             43.64             5/6LIBOR IO             120          6 Mo Libor
   16638037                  7.875                   781        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16612574                  9.875                 1039.48      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   16615799                  5.875                 2786.46      Prepay       24MPP           34.38            40.58             5/6LIBOR IO             120          6 Mo Libor
   16615894                   7.5                 12021.85      Prepay       12MPP           28.36            45.79             5/6LIBOR IO             120          6 Mo Libor
   16615732                   8.5                  1649.42      No_PP        No PP            9.3             45.82             5/6LIBOR IO             120          6 Mo Libor
   16612471                  6.125                  1703        No_PP        No PP           28.02            40.74             10/6LIBORIO             120          6 Mo Libor
   16611059                  7.125                   525        Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16611009                  6.625                 3262.52      No_PP        No PP           17.9             25.05               5/6LIBOR               0           6 Mo Libor
   16605538                  6.75                   617.5       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605540                  9.875                 1358.51      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16605566                   7.5                  1112.48      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16600678                  7.25                  8816.41      Prepay       12MPP           24.23            37.52             5/6LIBOR IO             120          6 Mo Libor
   16603664                   6.5                  3391.67      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16603679                   7.5                  971.25       Prepay       12MPP           20.74            49.25             5/6LIBOR IO             120          6 Mo Libor
   16596042                    7                   1302.92      No_PP        No PP           26.04            38.94             5/6LIBOR IO             120          6 Mo Libor
   16596995                   7.5                  1097.25      Prepay       36MPP           41.99            47.92             5/6LIBOR IO             120          6 Mo Libor
   16597082                  9.375                 3716.43      No_PP        No PP           41.5             45.42               5/6LIBOR               0           6 Mo Libor
   16594485                  6.875                 1158.49      Prepay       12MPP           16.78            44.42             7/6LIBOR IO             120          6 Mo Libor
   16594356                  9.25                  7148.65      Prepay       36MPP           20.92            41.53               3/6LIBOR               0           6 Mo Libor
   16594486                  6.875                 1178.12      Prepay       12MPP           16.78            48.24             7/6LIBOR IO             120          6 Mo Libor
   14178452                  7.225                  873.3       No_PP        No PP             0              29.07               5/6LIBOR               0           6 Mo Libor
   13973243                  6.75                  1284.73      No_PP        No PP             0                0                  1/1CMT                0            1 YR CMT
   14003252                  6.61                  3402.82      No_PP        No PP             0                0                 7/1LIBOR               0           1 YR Libor
   13973190                  7.375                 535.41       No_PP        No PP             0                0                  2/1CMT                0            1 YR CMT
   13982228                  7.11                  2036.12      No_PP        No PP             0              19.73                5/1CMT                0            1 YR CMT
   13982156                  6.985                 2073.82      No_PP        No PP           16.69            23.56                5/1CMT                0            1 YR CMT
   13973237                  7.375                 574.45       No_PP        No PP             0                0                  1/1CMT                0            1 YR CMT
   13982099                  7.61                  2157.79      No_PP        No PP             0              31.45                5/1CMT                0            1 YR CMT
   13973132                  7.25                  1024.81      No_PP        No PP             0                0                  2/1CMT                0            1 YR CMT
   13973231                   7.5                  751.61       No_PP        No PP             0                0                  1/1CMT                0            1 YR CMT
   13982034                  7.36                  2126.62      No_PP        No PP           42.38            42.45                5/1CMT                0            1 YR CMT
   13973133                  6.75                  505.76       No_PP        No PP             0                0                  1/1CMT                0            1 YR CMT
   13973134                   7.5                  477.77       No_PP        No PP             0                0                  2/1CMT                0            1 YR CMT
   13973206                  5.625                 887.73       No_PP        No PP             0                0                  1/1CMT                0            1 YR CMT
   14184104                  9.625                 2357.52      No_PP        No PP             0              48.953              2/6LIBOR               0           6 Mo Libor
   14145633                  6.875                 2130.93      No_PP        No PP             0                0               10/6LIBORIO             120          6 Mo Libor
   14160784                   7.5                  1278.05      No_PP        No PP             0                0                6MLIBORIO              120          6 Mo Libor
   13982148                  6.972                 3800.37      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   13907876                    7                   1858.61      Prepay       24MPP             0             39.5399              5/6LIBOR               0           6 Mo Libor
   14178626                  7.375                 2114.65      No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   14159594                    6                   2651.45      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   14178468                   7.5                  2527.88      No_PP        No PP             0              39.39                5/1CMT                0            1 YR CMT
   14178469                  7.375                 2836.28      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152330                   7.5                  3395.16      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152332                  7.375                 2687.92      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14009611                  7.097                 3396.98      No_PP        No PP             0              33.92                5/1CMT                0            1 YR CMT
   14152339                  7.625                 2393.17      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14178475                  7.375                 3131.3       No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152506                   7.5                  859.75       No_PP        No PP             0                0                5/1CMT IO              60            1 YR CMT
   14155018                  5.125                 1718.7       No_PP        No PP             0              10.53               5/1LIBOR               0           1 YR Libor
   14152346                  6.125                 1944.13      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14188601                  7.75                   1820        Prepay       60MPP             0             45.0686             6MLIBORIO              120          6 Mo Libor
   14188602                  8.375                 1581.93      Prepay       60MPP             0                0                6MLIBORIO              120          6 Mo Libor
   14188606                  8.375                 813.02       No_PP        No PP             0                0                6MLIBORIO              120          6 Mo Libor
   14188607                  6.625                 1362.96      Prepay       60MPP             0             42.8378            3/6LIBOR IO             120          6 Mo Libor
   16399630                  6.875                 2826.78      Prepay       36MPP             0              45.11             3/6LIBOR IO             120          6 Mo Libor
   16399632                  4.375                 1764.77      No_PP        No PP             0              36.96             5/6LIBOR IO             120          6 Mo Libor
   14152517                  7.625                 4002.71      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152356                   7.5                  2929.13      No_PP        No PP             0                0                5/1CMT IO              60            1 YR CMT
   14188611                  7.375                 1036.89      No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   14188616                  7.625                 1007.77      Prepay       36MPP             0                0                 3/6LIBOR               0           6 Mo Libor
   14178654                  7.25                  600.47       No_PP        No PP             0              31.908            3/6LIBOR IO             120          6 Mo Libor
   14178493                   7.5                  2641.36      No_PP        No PP             0              32.17                5/1CMT                0            1 YR CMT
   14178494                  7.625                 2305.43      No_PP        No PP             0              54.89                5/1CMT                0            1 YR CMT
   14178656                  7.375                 788.81       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14178496                   7.5                  2202.07      No_PP        No PP             0              17.45                5/1CMT                0            1 YR CMT
   14178658                  7.375                  416.1       Prepay       24MPP             0              20.707            2/6LIBOR IO             120          6 Mo Libor
   14178497                  7.375                 5668.35      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13975965                  7.245                 1283.98      Prepay       36MPP             0                0               2/6LIBOR IO             24           6 Mo Libor
   14152360                   7.5                  4725.82      No_PP        No PP             0                0                5/1CMT IO              60            1 YR CMT
   14152365                  7.375                 1545.23      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152367                  7.625                 3482.34      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14152529                   7.5                  3116.77      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152369                  6.875                 2695.23      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14188623                  8.25                  925.03       No_PP        No PP             0              28.187             6MLIBORIO              120          6 Mo Libor
   14188624                  8.375                 1115.26      No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   14178663                  6.375                 6473.01      No_PP        No PP             0              38.52               5/6LIBOR               0           6 Mo Libor
   14178664                  7.75                  911.73       Prepay       24MPP             0              46.292              2/6LIBOR               0           6 Mo Libor
   14178669                  7.25                  371.92       No_PP        No PP             0              29.879            3/6LIBOR IO             120          6 Mo Libor
   14152533                   7.5                  4068.28      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14145082                  6.625                  2520        No_PP        No PP             0                0               7/6LIBOR IO             84           6 Mo Libor
   14188630                  7.75                  963.29       No_PP        No PP             0              46.463             1MLIBORIO              120          1 Mo Libor
   14188631                  8.375                 1108.17      No_PP        No PP             0                0                6MLIBORIO              120          6 Mo Libor
   16396904                    6                   2361.78      No_PP        No PP             0              36.32             5/6LIBOR IO             120          6 Mo Libor
   16396905                  6.125                 4983.33      No_PP        No PP             0              33.79             5/6LIBOR IO             120          6 Mo Libor
   16396906                   5.5                  2937.5       No_PP        No PP             0              23.09             5/6LIBOR IO             120          6 Mo Libor
   16396908                  5.75                  1933.88      No_PP        No PP             0              38.15             5/6LIBOR IO             120          6 Mo Libor
   14178279                  7.375                 2399.04      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14183787                   10                   2331.03      Prepay       12MPP             0                0                 2/6LIBOR               0           6 Mo Libor
   13968456                  11.25                 1258.53      Prepay       24MPP             0                0                 2/6LIBOR               0           6 Mo Libor
   14152307                  7.625                 2674.61      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14178284                  7.625                 2785.52      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13968462                    9                   1387.05      No_PP        No PP             0              43.324              2/6LIBOR               0           6 Mo Libor
   14162111                  5.25                  647.81       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   14183930                 13.125                 1205.65      Prepay       36MPP             0              48.907              2/6LIBOR               0           6 Mo Libor
   14183770                  10.25                 821.03       No_PP        No PP             0              34.658              3/6LIBOR               0           6 Mo Libor
   14178426                    6                   2523.56      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   16396900                   5.5                  1665.22      No_PP        No PP             0              35.78             5/6LIBOR IO             120          6 Mo Libor
   16396901                  5.625                 1731.49      No_PP        No PP             0               29.1             5/6LIBOR IO             120          6 Mo Libor
   16396902                  5.25                  1739.3       No_PP        No PP             0              31.03             5/6LIBOR IO             120          6 Mo Libor
   14183937                   10                   729.04       Prepay       36MPP             0              22.859              2/6LIBOR               0           6 Mo Libor
   14184228                   8.5                  779.84       Prepay       36MPP             0              37.199              3/6LIBOR               0           6 Mo Libor
   14161791                  7.375                 752.17       No_PP        No PP             0             36.6851             6MLIBORIO              120          6 Mo Libor
   14161794                  7.375                 2361.81      No_PP        No PP             0              38.11              6MLIBORIO              120          6 Mo Libor
   14161798                  7.375                 2534.27      No_PP        No PP             0                0                6MLIBORIO              120          6 Mo Libor
   13982269                  7.222                 2867.58      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13907995                  6.625                 1621.01      No_PP        No PP             0               20.2               5/6LIBOR               0           6 Mo Libor
   14156450                  7.75                  953.33       No_PP        No PP             0                0                6MLIBORIO              120          6 Mo Libor
   14184242                 10.125                 425.57       No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   14156460                  7.625                 1199.34      Prepay       60MPP             0              4.6596             6MLIBORIO              120          6 Mo Libor
   14183515                 11.675                 382.99       No_PP        No PP             0               18.2               2/6LIBOR               0           6 Mo Libor
   14145932                    7                   2192.33      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   14184089                  9.25                  312.95       No_PP        No PP             0              30.159              3/6LIBOR               0           6 Mo Libor
   13976045                  7.12                  1028.72      No_PP        No PP             0                0               2/6LIBOR IO             24           6 Mo Libor
   14104183                  5.625                 1602.48      No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16402859                  4.875                 813.31       Prepay       36MPP             0                42              5/6LIBOR IO             120          6 Mo Libor
   16402860                  4.75                  1134.33      Prepay       36MPP             0                35              5/6LIBOR IO             120          6 Mo Libor
   16402861                  8.25                  927.19       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   16402863                  4.375                 615.52       No_PP        No PP             0                30              5/6LIBOR IO             120          6 Mo Libor
   16402864                  6.75                  2941.22      No_PP        No PP             0                30                 1/1CMT                0            1 YR CMT
   16402865                   5.5                  2228.92      No_PP        No PP             0              37.24                5/1CMT                0            1 YR CMT
   16402867                  8.25                  2227.28      No_PP        No PP             0                39             1MPRIME IO IO            120          1 Mo Prime
   13968055                  7.125                 2069.71      Prepay       36MPP             0              16.962              3/6LIBOR               0           6 Mo Libor
   14183551                   9.5                  1541.06      No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   14183715                   10                   836.53       No_PP        No PP             0               36.9               3/6LIBOR               0           6 Mo Libor
   14183561                    6                    635.6       No_PP        No PP             0              23.29               3/6LIBOR               0           6 Mo Libor
   14183562                    9                   1351.46      No_PP        No PP             0              27.052              2/6LIBOR               0           6 Mo Libor
   13968076                  8.375                 1216.47      No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   13968095                  9.25                  393.97       No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   16397615                  4.875                 535.11       No_PP        No PP           2.16             21.63             5/6LIBOR IO             120          6 Mo Libor
   16397616                  5.125                 1358.96      No_PP        No PP           17.3             18.75             5/6LIBOR IO             120          6 Mo Libor
   16397617                  4.875                 549.38       No_PP        No PP           11.72            15.33             5/6LIBOR IO             120          6 Mo Libor
   16397618                  4.125                 1312.5       No_PP        No PP           0.23              10.5             5/6LIBOR IO             120          6 Mo Libor
   16397619                  5.125                 561.23       No_PP        No PP           16.04            21.39             5/6LIBOR IO             120          6 Mo Libor
   14178415                    7                    629.9       No_PP        No PP             0              26.15                7/1CMT                0            1 YR CMT
   14178417                  7.625                 4454.23      No_PP        No PP             0              37.32                5/1CMT                0            1 YR CMT
   16397620                  4.75                  957.31       No_PP        No PP           0.25             23.25             5/6LIBOR IO             120          6 Mo Libor
   14178419                   7.5                  3170.41      No_PP        No PP             0              32.97                5/1CMT                0            1 YR CMT
   16397622                  4.875                 1401.7       No_PP        No PP           6.65             15.74             5/6LIBOR IO             120          6 Mo Libor
   13968432                    7                   891.15       No_PP        No PP             0              31.772             6MLIBORIO              120          6 Mo Libor
   16397624                  5.125                 398.75       No_PP        No PP           14.63            25.37             5/6LIBOR IO             120          6 Mo Libor
   16397625                    5                   537.37       No_PP        No PP           13.27            13.82             5/6LIBOR IO             120          6 Mo Libor
   16397626                  5.125                 512.91       No_PP        No PP           0.39             23.94             5/6LIBOR IO             120          6 Mo Libor
   16397627                  6.875                 1188.32      No_PP        No PP             0                49               5/1CMT IO              120           1 YR CMT
   16397628                  6.875                 699.34       No_PP        No PP             0                53               5/1CMT IO              120           1 YR CMT
   14059159                  7.375                 1101.66      No_PP        No PP           11.28            17.77               6MLIBOR                0           6 Mo Libor
   13982093                  7.097                 3372.71      No_PP        No PP             0              34.07                5/1CMT                0            1 YR CMT
   14156428                  7.75                  1319.89      Prepay       60MPP             0             19.1711             6MLIBORIO              120          6 Mo Libor
   14059148                  7.375                  358.9       No_PP        No PP           12.85            24.12               6MLIBOR                0           6 Mo Libor
   14003292                  6.345                 2709.08      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14185104                  7.75                  883.59       Prepay       36MPP             0              6.6827             6MLIBORIO              120          6 Mo Libor
   14145907                  5.625                 1952.08      No_PP        No PP             0                0                  7/1CMT                0            1 YR CMT
   14156439                  7.625                 703.97       No_PP        No PP             0              8.516              6MLIBORIO              120          6 Mo Libor
   14059140                  7.375                 1595.55      No_PP        No PP           3.01             10.31               6MLIBOR                0           6 Mo Libor
   14003289                  6.595                 4300.7       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   13982241                  7.222                 2231.1       No_PP        No PP           16.84            24.56                5/1CMT                0            1 YR CMT
   14195329                  5.375                 1084.83      No_PP        No PP             0              37.839            5/6LIBOR IO             120          6 Mo Libor
   14195332                   5.5                  1680.26      Prepay       60MPP             0              51.482              5/6LIBOR               0           6 Mo Libor
   14195333                  5.625                 896.93       No_PP        No PP             0              27.653              5/6LIBOR               0           6 Mo Libor
   14195336                   4.5                  438.75       No_PP        No PP             0              43.649            5/6LIBOR IO             120          6 Mo Libor
   14195337                   7.5                  364.71       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195338                   5.5                  1057.5       Prepay       60MPP             0              34.917            5/6LIBOR IO             120          6 Mo Libor
   14243665                  6.125                 4033.74      No_PP        No PP             0              46.965            5/6LIBOR IO             120          6 Mo Libor
   14243669                    6                   459.17       No_PP        No PP             0              48.848              5/1LIBOR               0           1 YR Libor
   14243691                  6.125                 1744.51      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14243696                  6.125                 1074.52      No_PP        No PP             0               43.2               5/6LIBOR               0           6 Mo Libor
   14243699                  6.125                 3298.75      Prepay       60MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   14259418                   5.5                  785.27       No_PP        No PP             0               26.3               5/6LIBOR               0           6 Mo Libor
   14259424                  5.375                 723.17       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14259425                  5.125                 2027.01      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14259428                  5.25                  938.09       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14259430                  5.25                  932.05       No_PP        No PP             0              12.311              5/6LIBOR               0           6 Mo Libor
   14259431                  5.25                  2004.67      No_PP        No PP             0              37.551              5/6LIBOR               0           6 Mo Libor
   14259435                  5.125                 1476.26      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14259436                  3.75                  981.42       No_PP        No PP             0              42.01               3/6LIBOR               0           6 Mo Libor
   14259438                  6.25                  1434.3       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14259440                  5.375                 3081.27      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14259446                  7.25                  2261.1       No_PP        No PP             0              45.04               3/6LIBOR               0           6 Mo Libor
   14259447                  5.625                 779.42       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14259450                  5.625                 1492.89      No_PP        No PP             0              30.02               5/6LIBOR               0           6 Mo Libor
   14259455                  4.875                 988.45       No_PP        No PP             0              36.124              3/6LIBOR               0           6 Mo Libor
   14259456                  5.25                   676.4       Prepay       60MPP             0               27.8               5/6LIBOR               0           6 Mo Libor
   14259457                  5.375                 735.31       No_PP        No PP             0              21.48               5/6LIBOR               0           6 Mo Libor
   14259460                   4.5                   804.4       No_PP        No PP             0              43.86               3/6LIBOR               0           6 Mo Libor
   14259462                  5.625                 1745.9       No_PP        No PP             0              35.943              5/6LIBOR               0           6 Mo Libor
   14259465                    5                   622.41       No_PP        No PP             0              37.24               3/6LIBOR               0           6 Mo Libor
   14259467                   5.5                  1908.9       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14259471                  4.625                 1043.59      No_PP        No PP             0              24.101              3/6LIBOR               0           6 Mo Libor
   14259486                  4.25                  547.05       Prepay       36MPP             0              28.768              3/6LIBOR               0           6 Mo Libor
   14016378                   4.5                  496.85       No_PP        No PP             0              28.268              7/6LIBOR               0           6 Mo Libor
   14020022                    7                    911.7       No_PP        No PP             0              48.064             5/6 LIBOR               0           6 Mo Libor
   14028985                  5.375                 2707.78      Prepay       60MPP             0              43.53               7/6LIBOR               0           6 Mo Libor
   14048695                  6.125                 879.84       No_PP        No PP             0              27.27               5/6LIBOR               0           6 Mo Libor
   14048696                  5.25                  1462.17      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14048697                  5.125                 834.65       Prepay       60MPP             0              28.203              5/6LIBOR               0           6 Mo Libor
   14015377                  6.125                 581.51       Prepay       60MPP             0              28.574              5/6LIBOR               0           6 Mo Libor
   14015810                   4.5                  734.28       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14015813                    4                   873.75       Prepay       60MPP             0                0                 7/6LIBOR               0           6 Mo Libor
   14015915                  6.25                  671.14       Prepay       36MPP          24.571            40.951            5/6LIBOR IO             120          6 Mo Libor
   14016374                  7.375                 842.05       Prepay       60MPP             0              37.474              3/6LIBOR               0           6 Mo Libor
   14016375                   4.5                  783.23       Prepay       60MPP             0              29.57               5/6LIBOR               0           6 Mo Libor
   14005061                  7.375                 1776.7       Prepay       60MPP          23.188            44.067              5/6LIBOR               0           6 Mo Libor
   14005100                  6.125                 3184.95      Prepay       60MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   14009544                   6.5                  1172.56      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14009545                  4.375                 646.85       No_PP        No PP             0               42.6               7/6LIBOR               0           6 Mo Libor
   14015375                  6.125                 657.36       Prepay       36MPP             0              29.698              5/6LIBOR               0           6 Mo Libor
   13989087                   5.5                  751.93       Prepay       60MPP             0               39.1               5/6LIBOR               0           6 Mo Libor
   13989090                   7.5                  1188.55      Prepay       60MPP             0              40.964              3/6LIBOR               0           6 Mo Libor
   13989096                    4                    978.6       Prepay       36MPP             0              40.485              5/6LIBOR               0           6 Mo Libor
   13989133                    6                   3843.04      No_PP        No PP             0              22.442              5/6LIBOR               0           6 Mo Libor
   13992728                  3.875                 1377.43      No_PP        No PP          26.316            38.362              5/6LIBOR               0           6 Mo Libor
   13993515                  6.875                 1494.11      Prepay       36MPP             0                0                 3/6LIBOR               0           6 Mo Libor
   14000693                   7.5                  1830.56      No_PP        No PP             0               44.9               3/6LIBOR               0           6 Mo Libor
   14000912                  4.875                 976.83       No_PP        No PP          16.616            38.048            5/6LIBOR IO             60           6 Mo Libor
   14000925                  6.25                  818.16       Prepay       60MPP          19.736            45.573              5/6LIBOR               0           6 Mo Libor
   14000947                   6.5                  693.06       No_PP        No PP          14.593            38.815              5/6LIBOR               0           6 Mo Libor
   14001217                  7.125                 2016.88      Prepay       60MPP          12.393            32.204            5/6LIBOR IO             120          6 Mo Libor
   14001475                  7.125                 1103.52      Prepay       36MPP           32.83            46.18               3/6LIBOR               0           6 Mo Libor
   14002743                  4.875                 902.85       Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14002744                    5                   1859.1       Prepay       36MPP          30.221            35.405              5/6LIBOR               0           6 Mo Libor
   14002792                  6.125                 1674.99      No_PP        No PP             0              44.51               5/6LIBOR               0           6 Mo Libor
   14002795                  7.375                 7056.33      No_PP        No PP             0              42.77               3/6LIBOR               0           6 Mo Libor
   14002797                  5.625                 1195.84      Prepay       60MPP             0              23.854              7/6LIBOR               0           6 Mo Libor
   14003210                    4                   851.44       Prepay       60MPP          40.344            43.981            5/6LIBOR IO             60           6 Mo Libor
   14003211                   4.5                  3859.38      Prepay       36MPP          20.025            20.378            5/6LIBOR IO             60           6 Mo Libor
   14005060                   6.5                   659.2       No_PP        No PP           6.566            18.942            5/6LIBOR IO             120          6 Mo Libor
   14194837                  7.75                  285.86       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195065                   4.5                  587.73       Prepay       36MPP             0              36.111            5/6LIBOR IO             120          6 Mo Libor
   14259458                  5.375                 1676.03      No_PP        No PP             0              23.09               3/6LIBOR               0           6 Mo Libor
   14259470                  5.75                  765.59       No_PP        No PP             0              49.63               5/6LIBOR               0           6 Mo Libor
   14003253                  6.11                  2913.42      No_PP        No PP             0                0                  7/1CMT                0            1 YR CMT
   14003255                  6.61                  2034.63      No_PP        No PP             0                0                  7/1CMT                0            1 YR CMT
   14003279                  6.845                 3802.72      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14003294                  6.845                 4287.22      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14003306                  6.625                 6653.03      No_PP        No PP             0                0                  7/1CMT                0            1 YR CMT
   14003382                  7.235                 2963.77      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14195300                    6                   829.75       Prepay       36MPP             0              26.558              5/6LIBOR               0           6 Mo Libor
   14195304                  6.25                  683.15       Prepay       60MPP             0              37.26             5/6LIBOR IO             120          6 Mo Libor
   14195306                    6                   2134.64      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195312                  6.25                  3770.79      Prepay       60MPP             0              34.975              5/6LIBOR               0           6 Mo Libor
   14195314                    5                   1337.44      Prepay       60MPP             0              47.559            5/6LIBOR IO             60           6 Mo Libor
   14195322                  4.25                  538.88       Prepay       60MPP             0              22.658            5/6LIBOR IO             120          6 Mo Libor
   14195326                  7.25                  1003.3       Prepay       36MPP             0              38.88               5/1LIBOR               0           1 YR Libor
   14195327                  6.375                 1494.37      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13987574                  6.75                  964.47       Prepay       60MPP          28.579            21.999              5/6LIBOR               0           6 Mo Libor
   13987610                  6.25                  552.05       Prepay       60MPP          11.526            32.691            5/6LIBOR IO             120          6 Mo Libor
   13987615                  5.625                 2109.03      Prepay       60MPP          18.815            24.016            5/6LIBOR IO             120          6 Mo Libor
   13987624                  6.125                  849.5       Prepay       60MPP          22.688            39.166              5/6LIBOR               0           6 Mo Libor
   13987636                  4.875                 2694.76      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13987789                   5.5                  1429.16      Prepay       60MPP           34.04            45.684              5/6LIBOR               0           6 Mo Libor
   13987798                   7.5                  2618.44      Prepay       12MPP          13.591            15.929            3/6LIBOR IO             120          6 Mo Libor
   13988255                  4.125                 877.84       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13988879                  6.875                 389.69       Prepay       60MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13988908                  4.25                  308.48       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14016093                   7.5                  1053.6       Prepay       24MPP          12.648            43.648              2/6LIBOR               0           6 Mo Libor
   13959979                  7.32                  1895.84      No_PP        No PP           23.62            21.975             1MLIBORIO              120          1 Mo Libor
   14177823                  7.25                  659.54       Prepay       36MPP             0                0                 2/6LIBOR               0           6 Mo Libor
   14195164                  7.32                  362.83       No_PP        No PP             0              16.881             1MLIBORIO              120          1 Mo Libor
   14194994                  7.32                  1136.72      No_PP        No PP             0              27.794             1MLIBORIO              120          1 Mo Libor
   13988900                  7.875                 848.11       No_PP        No PP          21.287            35.551              6MLIBOR                0           6 Mo Libor
   13954981                  7.32                  558.89       No_PP        No PP             0                0                1MLIBORIO              120          1 Mo Libor
   13987857                  7.32                  666.89       No_PP        No PP             0                0                1MLIBORIO              120          1 Mo Libor
   13892300                  7.32                  711.79       No_PP        No PP          19.163            43.717             1MLIBORIO              120          1 Mo Libor
   13975800                  8.375                 856.58       No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   13983662                  7.32                  852.14       Prepay       60MPP          26.465            51.72              1MLIBORIO              120          1 Mo Libor
   13988914                   7.5                  742.88       Prepay       60MPP           7.348            14.961             6MLIBORIO              120          6 Mo Libor
   13902149                  7.32                  4487.52      No_PP        No PP          36.071            41.679              1MLIBOR                0           1 Mo Libor
   13973319                  7.32                  3255.37      No_PP        No PP             0                0                1MLIBORIO              120          1 Mo Libor
   14195196                  7.375                 526.15       Prepay       36MPP             0              41.826              2/6LIBOR               0           6 Mo Libor
   13884138                  10.25                 5644.53      Prepay       24MPP             0                0               2/6LIBOR IO             60           6 Mo Libor
   13906986                  7.625                 1318.94      No_PP        No PP          28.985            41.424             6MLIBORIO              120          6 Mo Libor
   13973320                  7.375                 1578.98      No_PP        No PP          20.931            21.777             6MLIBORIO              120          6 Mo Libor
   13942562                  7.32                  840.04       No_PP        No PP          19.605            40.937             1MLIBORIO              120          1 Mo Libor
   13907571                  7.25                  733.51       Prepay       24MPP             0               34.9               2/6LIBOR               0           6 Mo Libor
   13968865                   7.5                  2559.38      No_PP        No PP             0                0               2/6LIBOR IO             120          6 Mo Libor
   14195067                  7.375                 2892.01      Prepay       36MPP             0              45.544             6MLIBORIO              120          6 Mo Libor
   14195119                  7.32                  634.42       No_PP        No PP             0              36.798             1MLIBORIO              120          1 Mo Libor
   13970084                  7.32                  4168.13      Prepay       60MPP             0                0                1MLIBORIO              120          1 Mo Libor
   13929655                  7.32                  1276.44      No_PP        No PP           35.49            44.183             1MLIBORIO              120          1 Mo Libor
   13945142                  7.32                  2259.12      Prepay       60MPP           5.474            31.093             1MLIBORIO              120          1 Mo Libor
   13945144                  7.32                  980.79       No_PP        No PP          25.576            40.813             1MLIBORIO              120          1 Mo Libor
   14194870                  7.32                  815.67       No_PP        No PP             0              30.325             1MLIBORIO              120          1 Mo Libor
   13987620                  7.32                  1552.77      No_PP        No PP          10.294            15.716             1MLIBORIO              120          1 Mo Libor
   14195110                  7.32                  945.98       No_PP        No PP             0              9.922              1MLIBORIO              120          1 Mo Libor
   14005865                   7.5                  711.14       No_PP        No PP          14.028            37.216             6MLIBORIO              120          6 Mo Libor
   13966207                  9.125                 1234.2       Prepay       24MPP           26.9             47.26            2/6 LIBOR ARM             0           6 Mo Libor
   13948789                  7.32                  2564.68      No_PP        No PP             0                0                1MLIBORIO              120          1 Mo Libor
   13909925                   6.5                   782.3       Prepay       36MPP           18.72            31.42               3/6LIBOR               0           6 Mo Libor
   13905493                 10.125                 8983.08      Prepay       24MPP          30.813            44.725              2/6LIBOR               0           6 Mo Libor
   13963474                  7.375                 774.07       Prepay       60MPP             0                0                 2/6LIBOR               0           6 Mo Libor
   14005421                  7.32                  1274.54      No_PP        No PP             0                0                1MLIBORIO              120          1 Mo Libor
   13892299                  7.32                  2560.71      Prepay       60MPP          23.004            35.101             1MLIBORIO              120          1 Mo Libor
   13970070                  7.32                  846.32       No_PP        No PP             0                0                1MLIBORIO              120          1 Mo Libor
   13970071                  7.32                  627.08       No_PP        No PP          35.235            47.543             1MLIBORIO              120          1 Mo Libor
   13970073                  7.32                  1401.98      No_PP        No PP          35.235            47.543             1MLIBORIO              120          1 Mo Libor
   14195109                  7.75                  804.35       No_PP        No PP             0                0                1MLIBORIO              120          1 Mo Libor
   13985155                  5.875                 1271.96      Prepay       60MPP          37.124            49.062            5/6LIBOR IO             120          6 Mo Libor
   13985171                  6.125                 2214.33      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13985173                  5.625                   856        Prepay       60MPP          32.246            37.453            5/6LIBOR IO             60           6 Mo Libor
   13985226                  4.375                 1543.87      No_PP        No PP             0               45.7               5/6LIBOR               0           6 Mo Libor
   13985227                  4.75                  675.17       No_PP        No PP             0              44.227              5/6LIBOR               0           6 Mo Libor
   13982843                  5.125                 404.03       Prepay       60MPP          43.082            43.082            5/6LIBOR IO             120          6 Mo Libor
   13983701                  5.125                  1100        Prepay       60MPP          15.434            23.997            5/6LIBOR IO             120          6 Mo Libor
   13985110                  5.25                  1762.5       Prepay       60MPP          27.219            31.66             5/6LIBOR IO             120          6 Mo Libor
   13985153                   6.5                  3092.84      Prepay       60MPP          26.946            28.433            5/6LIBOR IO             120          6 Mo Libor
   13978431                  5.375                 2453.33      Prepay       60MPP          20.662            29.182            5/6LIBOR IO             120          6 Mo Libor
   13978462                    5                   739.06       No_PP        No PP           4.474            5.985             5/6LIBOR IO             120          6 Mo Libor
   13982813                  5.125                 884.62       Prepay       60MPP          10.847            22.237              5/6LIBOR               0           6 Mo Libor
   13982827                   6.5                  2049.62      Prepay       60MPP          42.258            42.721              5/6LIBOR               0           6 Mo Libor
   13982830                  6.75                  466.58       Prepay       60MPP          19.859            29.828              5/6LIBOR               0           6 Mo Libor
   14160768                  7.375                 1688.07      No_PP        No PP             0              34.365             6MLIBORIO              120          6 Mo Libor
   14188681                  7.75                  1126.55      Prepay       60MPP             0                0                1MLIBORIO              120          1 Mo Libor
   14188682                  7.75                  1415.1       No_PP        No PP             0             40.3186             1MLIBORIO              120          1 Mo Libor
   14188686                  7.75                  480.05       Prepay       60MPP             0             30.6441             1MLIBORIO              120          1 Mo Libor
   14003334                  6.345                 1831.67      No_PP        No PP             0                0                10/6LIBOR               0           6 Mo Libor
   14145620                  7.25                  3127.59      No_PP        No PP             0                0                  7/1CMT                0            1 YR CMT
   14145621                   7.5                  2364.16      No_PP        No PP             0                0                  7/1CMT                0            1 YR CMT
   14152592                   7.5                  2861.53      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152756                   7.5                  3780.36      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14160776                  7.375                 701.23       No_PP        No PP             0             26.7024             6MLIBORIO              120          6 Mo Libor
   14152597                  7.375                 6010.1       No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152598                   7.5                  3254.44      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14188695                  8.375                 1008.07      Prepay       60MPP             0                0                6MLIBORIO              120          6 Mo Libor
   14188645                  8.25                  972.83       Prepay       60MPP             0                0                6MLIBORIO              120          6 Mo Libor
   14178682                  7.75                   474.9       Prepay       60MPP             0                0                 2/6LIBOR               0           6 Mo Libor
   14188647                  7.75                  1511.59      No_PP        No PP             0                0                1MLIBORIO              120          1 Mo Libor
   14178684                    5                   323.81       No_PP        No PP             0              35.327            5/6LIBOR IO             120          6 Mo Libor
   14145426                    7                   730.56       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   14152718                  7.375                 2871.62      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14152394                  7.375                 3204.33      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14188653                  7.875                 901.07       No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   14188655                  7.75                  962.05       No_PP        No PP             0             57.3184             1MLIBORIO              120          1 Mo Libor
   14188656                  8.375                 2832.53      Prepay       60MPP             0                0                6MLIBORIO              120          6 Mo Libor
   14003304                  6.22                  1422.17      No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   14152722                   7.5                  4331.48      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14145278                   6.5                  1598.43      No_PP        No PP             0                0               7/6LIBOR IO             84           6 Mo Libor
   13907834                  4.875                 684.18       Prepay       60MPP             0             17.8558              5/6LIBOR               0           6 Mo Libor
   14188665                  8.25                  2048.44      Prepay       60MPP             0                0                6MLIBORIO              120          6 Mo Libor
   14003317                  6.625                  2100        No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   14161801                  7.375                 1603.76      No_PP        No PP             0              14.933             6MLIBORIO              120          6 Mo Libor
   14161806                  7.375                 1188.33      Prepay       72MPP             0              12.085             6MLIBORIO              120          6 Mo Libor
   14145284                  6.875                 1933.33      No_PP        No PP             0                0               7/6LIBOR IO             84           6 Mo Libor
   14152737                  7.625                 5638.67      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   13907842                  5.75                  751.92       Prepay       60MPP             0             34.7486              5/6LIBOR               0           6 Mo Libor
   14188678                  7.75                  2425.31      Prepay       60MPP             0             43.3886             1MLIBORIO              120          1 Mo Libor
   14003328                  6.345                  1610        No_PP        No PP             0                0                10/6LIBOR               0           6 Mo Libor
   14152743                  7.625                 2422.2       No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14152744                  7.375                 2564.15      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13907804                  4.625                 2214.39      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14188632                  7.75                  730.95       Prepay       60MPP             0                0               3/6LIBOR IO             120          6 Mo Libor
   14188635                    7                   608.44       No_PP        No PP             0                0               3/6LIBOR IO             120          6 Mo Libor
   14188637                  8.25                  1724.28      No_PP        No PP             0              39.017             6MLIBORIO              120          6 Mo Libor
   14188638                  7.875                 1765.54      No_PP        No PP             0                0                6MLIBORIO              120          6 Mo Libor
   14152542                  7.625                 3609.58      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152543                   7.5                  3046.89      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14152383                   7.5                  1767.71      No_PP        No PP             0                0                5/1CMT IO              60            1 YR CMT
   14188640                   6.5                   1650        Prepay       60MPP             0               42.1             3/6LIBOR IO             120          6 Mo Libor
   14188642                  7.75                  480.05       Prepay       60MPP             0              30.621             1MLIBORIO              120          1 Mo Libor
   13976722                  7.375                 1160.16      Prepay       36MPP           23.74            39.723              3/6LIBOR               0           6 Mo Libor
   13976734                  4.625                 1975.5       Prepay       36MPP          13.609            18.971              5/6LIBOR               0           6 Mo Libor
   13976741                  5.625                 2153.28      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13976757                  4.625                 2200.97      Prepay       60MPP          51.658            53.356              5/6LIBOR               0           6 Mo Libor
   13977450                  4.75                  2422.97      No_PP        No PP             0              34.37               5/6LIBOR               0           6 Mo Libor
   13975891                  5.25                  1349.86      No_PP        No PP          20.114            34.452            5/6LIBOR IO             120          6 Mo Libor
   13976665                   5.5                  970.13       No_PP        No PP          27.141            27.422              5/6LIBOR               0           6 Mo Libor
   13976670                   4.5                  1055.61      Prepay       60MPP           52.07            54.296            5/6LIBOR IO             60           6 Mo Libor
   13976682                  4.875                 706.27       No_PP        No PP          25.048            38.703              5/6LIBOR               0           6 Mo Libor
   13975395                  5.375                 2290.42      Prepay       60MPP          18.383            25.538            5/6LIBOR IO             120          6 Mo Libor
   13975767                  4.625                 893.28       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   13975797                  5.375                 446.32       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13975871                  5.75                   1372        Prepay       60MPP           7.961            37.12             5/6LIBOR IO             120          6 Mo Libor
   13975888                  6.25                   997.6       Prepay       60MPP          13.923            44.99               5/6LIBOR               0           6 Mo Libor
   13975353                  5.125                 597.67       Prepay       36MPP           12.77            26.303            5/6LIBOR IO             60           6 Mo Libor
   13975377                  5.375                 613.91       No_PP        No PP          25.189            25.979            5/6LIBOR IO             120          6 Mo Libor
   13975378                  4.625                 2684.11      No_PP        No PP          31.438            50.116              5/6LIBOR               0           6 Mo Libor
   13975382                  4.875                 1504.83      Prepay       36MPP          32.138            38.265            5/6LIBOR IO             60           6 Mo Libor
   13970064                   4.5                  1312.44      Prepay       60MPP          36.247            36.987              5/6LIBOR               0           6 Mo Libor
   13970066                  4.75                  436.11       Prepay       60MPP          40.274            50.19             5/6LIBOR IO             120          6 Mo Libor
   13973667                  5.75                  1250.52      Prepay       36MPP          26.493            42.953            5/6LIBOR IO             60           6 Mo Libor
   13965778                   5.5                  674.35       Prepay       60MPP          26.983            42.978              5/6LIBOR               0           6 Mo Libor
   13966074                   4.5                  2112.91      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   13966141                  4.875                 699.65       Prepay       60MPP          23.895            35.528            5/6LIBOR IO             120          6 Mo Libor
   13966146                    5                   1220.74      Prepay       36MPP          19.727            44.499              5/6LIBOR               0           6 Mo Libor
   13966157                  4.75                  568.02       Prepay       60MPP          18.831            33.621            5/6LIBOR IO             60           6 Mo Libor
   13966172                  5.375                 496.78       No_PP        No PP          19.557            23.114            5/6LIBOR IO             120          6 Mo Libor
   13966173                  4.875                 242.52       Prepay       60MPP          17.573            31.173            5/6LIBOR IO             120          6 Mo Libor
   13966205                   4.5                  991.87       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13966206                  5.875                 637.27       Prepay       24MPP           27.2              32.6            5/6 LIBOR ARM             0           6 Mo Libor
   13966213                   5.5                  2099.96      Prepay       24MPP             0                0              5/6 LIBOR ARM             0           6 Mo Libor
   13966301                  5.25                  801.89       Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13966342                  5.25                  1159.38      Prepay       60MPP          13.447            36.689            5/6LIBOR IO             60           6 Mo Libor
   13966358                  5.125                  743.8       Prepay       60MPP           20.22            37.203              5/6LIBOR               0           6 Mo Libor
   13966477                  4.625                   938        No_PP        No PP          34.876            37.13               5/6LIBOR               0           6 Mo Libor
   13966508                    5                   703.32       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13966799                  5.125                 1538.4       Prepay       36MPP          19.425            33.032            5/6LIBOR IO             60           6 Mo Libor
   13966805                    5                   1424.12      Prepay       60MPP          13.923            30.381            5/6LIBOR IO             60           6 Mo Libor
   13966835                  4.625                 628.09       No_PP        No PP           4.796            21.629              5/6LIBOR               0           6 Mo Libor
   13966846                  5.25                   2550        Prepay       60MPP          21.038            45.244            5/6LIBOR IO             120          6 Mo Libor
   13968780                  5.25                  2504.99      Prepay       12MPP          13.391            22.316            5/6LIBOR IO             120          6 Mo Libor
   13968791                  4.125                 2695.57      No_PP        No PP          28.716            47.409              5/6LIBOR               0           6 Mo Libor
   13968824                  5.125                 1567.45      No_PP        No PP          29.362            44.545            10/6LIBORIO             120          6 Mo Libor
   13968830                  4.875                 729.75       No_PP        No PP          20.311            42.053            5/6LIBOR IO             120          6 Mo Libor
   13968847                  5.25                  601.56       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13968867                  4.25                  2202.76      Prepay       60MPP          18.058            37.306              5/6LIBOR               0           6 Mo Libor
   13969049                  4.75                   503.1       Prepay       60MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   13969062                  3.875                 1132.89      Prepay       60MPP          14.834            33.804            5/6LIBOR IO             60           6 Mo Libor
   13969072                  4.25                  585.83       No_PP        No PP           29.67            34.969            5/6LIBOR IO             120          6 Mo Libor
   13969076                    5                   1119.95      No_PP        No PP          23.306            32.146              5/6LIBOR               0           6 Mo Libor
   13969086                    5                   1264.92      No_PP        No PP          15.168            38.542            5/6LIBOR IO             120          6 Mo Libor
   13969124                  4.625                 2316.67      Prepay       60MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13969134                  5.125                 1832.26      No_PP        No PP           8.841            39.172              5/6LIBOR               0           6 Mo Libor
   13969405                   5.5                  851.82       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   13969408                  4.625                 1440.85      Prepay       36MPP          32.203            54.463            5/6LIBOR IO             120          6 Mo Libor
   13969439                  5.875                 1400.76      Prepay       60MPP          23.526            51.872              5/6LIBOR               0           6 Mo Libor
   13959986                  4.375                 1017.21      Prepay       7MPP           32.603            35.84               5/6LIBOR               0           6 Mo Libor
   13960877                  5.75                  2245.83      Prepay       36MPP          49.675            56.391            5/6LIBOR IO             60           6 Mo Libor
   13960878                  4.75                  1123.87      Prepay       36MPP          42.175            42.828            5/6LIBOR IO             60           6 Mo Libor
   13960902                  4.875                 2152.5       Prepay       60MPP          23.218            48.956            5/6LIBOR IO             60           6 Mo Libor
   13960924                  6.125                 419.06       Prepay       60MPP          14.039            25.712              5/6LIBOR               0           6 Mo Libor
   13960963                  4.375                 1669.27      Prepay       60MPP          23.802            32.723              5/6LIBOR               0           6 Mo Libor
   13960966                    5                   1791.91      Prepay       60MPP          14.323            18.597              5/6LIBOR               0           6 Mo Libor
   13963476                  4.75                  1188.1       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13963480                  4.75                  855.93       Prepay       60MPP          13.134            36.344              5/6LIBOR               0           6 Mo Libor
   13963489                  4.625                 675.32       Prepay       36MPP          19.389            37.744              5/6LIBOR               0           6 Mo Libor
   13963500                  4.75                  851.62       No_PP        No PP          38.448            46.238            5/6LIBOR IO             120          6 Mo Libor
   13964969                  4.625                 2483.14      No_PP        No PP          29.166            29.166            5/6LIBOR IO             60           6 Mo Libor
   13964985                    4                   1539.05      Prepay       60MPP          17.724            38.943              5/6LIBOR               0           6 Mo Libor
   13964992                  4.75                  522.71       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13965748                  3.625                 317.33       Prepay       60MPP          43.563            49.805            5/6LIBOR IO             120          6 Mo Libor
   13957440                  5.25                  901.29       Prepay       60MPP          20.681            39.49             5/6LIBOR IO             60           6 Mo Libor
   13957463                    5                   896.79       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13959774                  4.25                  432.68       No_PP        No PP          19.549            33.31             5/6LIBOR IO             120          6 Mo Libor
   13959783                  5.75                  1554.05      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   13959786                  5.125                 395.18       Prepay       60MPP          14.373            27.039              5/6LIBOR               0           6 Mo Libor
   13959931                  4.375                 782.17       Prepay       60MPP          12.071            41.034            5/6LIBOR IO             120          6 Mo Libor
   13959958                  4.75                  1185.35      Prepay       60MPP          30.847            54.566              5/6LIBOR               0           6 Mo Libor
   13959971                  4.875                 1126.5       No_PP        No PP          26.164            37.124              5/6LIBOR               0           6 Mo Libor
   13959976                  5.625                 742.04       Prepay       60MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13939746                   5.5                  979.17       Prepay       60MPP           28.16            28.285            5/6LIBOR IO             120          6 Mo Libor
   13940961                  5.125                 1074.53      Prepay       36MPP          14.522            38.622            5/6LIBOR IO             60           6 Mo Libor
   13941012                    5                   3682.37      Prepay       36MPP           9.04              9.04               5/6LIBOR               0           6 Mo Libor
   13941201                  4.625                 828.78       No_PP        No PP          25.668            36.571            5/6LIBOR IO             60           6 Mo Libor
   13942540                  4.25                  1341.05      No_PP        No PP          22.996            43.534            5/6LIBOR IO             120          6 Mo Libor
   13942559                   6.5                  3722.89      Prepay       36MPP          25.282            37.395            3/6LIBOR IO             120          6 Mo Libor
   13942950                   5.5                  1219.46      Prepay       60MPP          30.255            43.678              5/6LIBOR               0           6 Mo Libor
   13942968                    5                   805.48       No_PP        No PP          21.319            31.608            5/6LIBOR IO             60           6 Mo Libor
   13943918                  5.875                 923.55       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13943965                  4.125                 684.67       No_PP        No PP             0              15.21                5/1CMT                0            1 YR CMT
   13944177                  5.125                  511.5       Prepay       60MPP          26.902            40.733            5/6LIBOR IO             60           6 Mo Libor
   13944181                  5.25                  1093.75      Prepay       60MPP          25.358            45.819              5/6LIBOR               0           6 Mo Libor
   13944184                  5.625                 2276.37      No_PP        No PP          15.995            31.207              5/6LIBOR               0           6 Mo Libor
   13944189                  5.875                 1031.25      Prepay       60MPP          22.127            30.741            5/6LIBOR IO             120          6 Mo Libor
   13944191                  5.25                  925.67       Prepay       60MPP          15.137            28.294            5/6LIBOR IO             120          6 Mo Libor
   13945148                   4.5                  2339.36      Prepay       60MPP           30.28            42.466            5/6LIBOR IO             120          6 Mo Libor
   13945156                  4.625                 2708.33      No_PP        No PP          13.057            31.48             5/6LIBOR IO             120          6 Mo Libor
   13945182                    5                   1685.23      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14048698                  5.125                 908.01       Prepay       60MPP             0              18.567              5/6LIBOR               0           6 Mo Libor
   14079981                  6.125                 1922.76      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14079982                  7.25                  718.94       No_PP        No PP             0              44.21               3/6LIBOR               0           6 Mo Libor
   14083313                  6.125                 681.45       Prepay       60MPP             0              24.913              5/6LIBOR               0           6 Mo Libor
   14194839                  7.25                  976.12       No_PP        No PP             0              42.891              3/6LIBOR               0           6 Mo Libor
   14194873                   5.5                  1514.34      No_PP        No PP             0              30.64               5/6LIBOR               0           6 Mo Libor
   14194878                  3.75                  992.04       No_PP        No PP             0              19.78               5/6LIBOR               0           6 Mo Libor
   14194879                  4.875                 892.46       Prepay       36MPP             0              35.108            5/6LIBOR IO             120          6 Mo Libor
   14194880                  6.375                 1193.42      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14194885                  5.875                 1674.75      No_PP        No PP             0              30.114              5/6LIBOR               0           6 Mo Libor
   14194893                  6.517                 1384.05      Prepay       36MPP             0                0                 5/1LIBOR               0           1 YR Libor
   14194903                  6.125                 588.93       No_PP        No PP             0              38.033            3/6LIBOR IO             120          6 Mo Libor
   14194907                  5.875                 2216.58      Prepay       36MPP             0              28.688              5/6LIBOR               0           6 Mo Libor
   14194911                  4.875                 984.38       No_PP        No PP             0              38.264            7/6LIBOR IO             120          6 Mo Libor
   14194912                  5.875                 2388.99      No_PP        No PP             0              50.214              5/6LIBOR               0           6 Mo Libor
   14194913                  7.25                  291.33       No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   14194924                  7.375                 1007.47      Prepay       36MPP             0              38.26             3/6LIBOR IO             120          6 Mo Libor
   14194926                  6.75                  862.25       Prepay       60MPP             0              29.477              5/6LIBOR               0           6 Mo Libor
   14194927                   7.5                  1728.57      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14194929                  5.625                 684.69       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14194930                  5.875                 2270.83      Prepay       36MPP             0              45.95             5/6LIBOR IO             60           6 Mo Libor
   14194937                  5.125                 1715.03      No_PP        No PP             0              52.303              5/6LIBOR               0           6 Mo Libor
   14194938                  5.375                 1608.73      Prepay       60MPP             0              44.49             5/6LIBOR IO             60           6 Mo Libor
   14194939                  5.875                 642.19       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14194940                  5.875                 770.83       Prepay       36MPP             0              47.189            5/6LIBOR IO             120          6 Mo Libor
   14194942                  5.125                 1714.53      No_PP        No PP             0              46.987              5/6LIBOR               0           6 Mo Libor
   14194944                  5.875                 4137.62      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14194946                  5.25                  693.19       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14194947                  5.75                  865.24       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14194960                   6.5                  2098.53      Prepay       36MPP             0              33.149            5/6LIBOR IO             120          6 Mo Libor
   14194964                  4.75                  534.14       Prepay       36MPP             0              23.66               5/1LIBOR               0           1 YR Libor
   14194965                  5.625                 957.58       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14194976                  4.25                  653.17       No_PP        No PP             0              43.367              5/6LIBOR               0           6 Mo Libor
   14194984                  6.125                 756.59       No_PP        No PP             0              37.931              5/6LIBOR               0           6 Mo Libor
   14194995                    5                   548.77       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14194996                  5.125                 658.64       Prepay       60MPP             0              18.146              5/6LIBOR               0           6 Mo Libor
   14194999                  6.375                 641.25       Prepay       60MPP             0              19.848            5/6LIBOR IO             120          6 Mo Libor
   14195003                  6.375                 726.43       Prepay       60MPP             0              44.667              5/6LIBOR               0           6 Mo Libor
   14195004                  7.25                  2029.66      No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   14195018                  7.25                  767.88       No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   14195021                  5.875                 486.49       Prepay       60MPP             0              9.529             5/6LIBOR IO             120          6 Mo Libor
   14195023                    6                   1041.78      Prepay       36MPP             0              29.787            5/6LIBOR IO             120          6 Mo Libor
   14195030                    5                   530.21       No_PP        No PP             0              38.203            5/6LIBOR IO             120          6 Mo Libor
   14195032                  5.25                  1101.54      No_PP        No PP             0              11.434            5/6LIBOR IO             120          6 Mo Libor
   14195037                  5.375                 688.04       No_PP        No PP             0              28.13               5/6LIBOR               0           6 Mo Libor
   14195050                    5                   644.08       Prepay       60MPP             0              37.139            5/6LIBOR IO             60           6 Mo Libor
   14195052                  5.25                  677.19       Prepay       60MPP             0              39.361            5/6LIBOR IO             120          6 Mo Libor
   14195058                  4.875                 1463.34      Prepay       36MPP             0              32.783              5/6LIBOR               0           6 Mo Libor
   14195071                    5                   1164.26      Prepay       36MPP             0              25.623            5/6LIBOR IO             120          6 Mo Libor
   14195073                  7.25                  1091.43      Prepay       60MPP             0              24.162              3/6LIBOR               0           6 Mo Libor
   14195074                  4.375                 886.81       No_PP        No PP             0              22.458              5/6LIBOR               0           6 Mo Libor
   14195077                    6                   1098.01      Prepay       60MPP             0              48.203              5/6LIBOR               0           6 Mo Libor
   14195082                   5.5                  1089.8       Prepay       72MPP             0              50.864            5/6LIBOR IO             120          6 Mo Libor
   14195096                  5.25                  595.36       Prepay       36MPP             0              14.222            5/6LIBOR IO             120          6 Mo Libor
   14195097                  6.125                 947.74       No_PP        No PP             0              34.758              5/6LIBOR               0           6 Mo Libor
   14195098                  4.25                  864.44       Prepay       60MPP             0              34.752            5/6LIBOR IO             60           6 Mo Libor
   14195099                  4.875                 1038.15      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195100                  6.875                 709.46       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195106                  6.125                 540.42       Prepay       60MPP             0              33.996              5/6LIBOR               0           6 Mo Libor
   14195107                  5.625                 8993.26      Prepay       60MPP             0              47.01               5/6LIBOR               0           6 Mo Libor
   14195123                  7.375                 831.04       Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195130                   6.5                  665.15       No_PP        No PP             0              34.231              5/6LIBOR               0           6 Mo Libor
   14195133                  6.375                 1634.47      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195138                  4.75                  3511.95      No_PP        No PP             0              55.352              7/6LIBOR               0           6 Mo Libor
   14195139                    5                   818.31       No_PP        No PP             0              55.778            5/6LIBOR IO             120          6 Mo Libor
   14195143                  7.625                 1696.46      Prepay       60MPP             0              40.329              5/6LIBOR               0           6 Mo Libor
   14195150                   6.5                  881.93       No_PP        No PP             0              37.185              5/6LIBOR               0           6 Mo Libor
   14195156                  5.25                  765.17       No_PP        No PP             0              28.516            5/6LIBOR IO             120          6 Mo Libor
   14195158                  5.75                  696.14       No_PP        No PP             0              45.22               5/6LIBOR               0           6 Mo Libor
   14195162                   5.5                  1159.41      Prepay       36MPP             0              23.149              3/6LIBOR               0           6 Mo Libor
   14195165                  6.375                 461.15       Prepay       60MPP             0              22.382              5/6LIBOR               0           6 Mo Libor
   14195167                  5.875                 1078.74      No_PP        No PP             0              53.37               5/6LIBOR               0           6 Mo Libor
   14195177                    7                   985.48       Prepay       36MPP             0                0               3/6LIBOR IO             120          6 Mo Libor
   14195178                   6.5                  812.95       No_PP        No PP             0              41.361              5/6LIBOR               0           6 Mo Libor
   14195180                    6                   597.66       Prepay       60MPP             0              39.039            5/6LIBOR IO             120          6 Mo Libor
   14195181                  5.125                  553.6       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195183                   5.5                  887.31       Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195186                    5                   1791.91      No_PP        No PP             0              24.839              5/6LIBOR               0           6 Mo Libor
   14195187                  7.875                 511.23       Prepay       12MPP             0               20.5               3/6LIBOR               0           6 Mo Libor
   14195192                    6                   720.76       Prepay       60MPP             0              28.41               5/6LIBOR               0           6 Mo Libor
   14195194                  4.625                 1468.75      No_PP        No PP             0              20.109              5/6LIBOR               0           6 Mo Libor
   14195198                  7.125                 1527.08      Prepay       60MPP             0              32.722              5/6LIBOR               0           6 Mo Libor
   14195199                  5.625                 1576.82      Prepay       60MPP             0              27.523              5/6LIBOR               0           6 Mo Libor
   14195204                  4.125                 2989.45      No_PP        No PP             0               7.97               7/1LIBOR               0           1 YR Libor
   14195207                    5                   766.05       No_PP        No PP             0              45.311              5/6LIBOR               0           6 Mo Libor
   14195214                  7.25                  444.79       Prepay       60MPP             0              12.144            5/6LIBOR IO             60           6 Mo Libor
   14195215                  6.25                  3235.69      No_PP        No PP             0              44.29               5/6LIBOR               0           6 Mo Libor
   14195217                  5.875                 849.63       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195223                  5.875                 714.23       Prepay       60MPP             0              28.985              5/6LIBOR               0           6 Mo Libor
   14195225                  5.75                  958.72       No_PP        No PP             0              43.054            5/6LIBOR IO             120          6 Mo Libor
   14195226                  4.75                  1942.33      Prepay       60MPP             0              29.499              5/6LIBOR               0           6 Mo Libor
   14195228                  7.375                 1576.11      Prepay       60MPP             0              26.713              5/6LIBOR               0           6 Mo Libor
   14195229                  4.75                  443.15       Prepay       60MPP             0              48.16             5/6LIBOR IO             120          6 Mo Libor
   14195234                  5.625                 1207.14      Prepay       60MPP             0              46.646            5/6LIBOR IO             60           6 Mo Libor
   14195238                  4.75                  1065.97      No_PP        No PP             0              43.99               5/6LIBOR               0           6 Mo Libor
   14195244                  5.375                 966.48       No_PP        No PP             0              51.077            5/6LIBOR IO             120          6 Mo Libor
   14195248                  7.375                 429.27       Prepay       60MPP             0              22.516              5/6LIBOR               0           6 Mo Libor
   14195250                   6.5                   846.3       No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   14195257                  7.25                   950.5       No_PP        No PP             0               24.7               3/6LIBOR               0           6 Mo Libor
   14195258                  7.25                  812.45       No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   14195262                   6.5                  5452.51      No_PP        No PP             0              42.384              5/1LIBOR               0           1 YR Libor
   14195265                  4.125                 1119.26      Prepay       60MPP             0              21.086            5/6LIBOR IO             120          6 Mo Libor
   14195267                  5.875                 387.81       Prepay       60MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   14195273                  5.875                 1558.19      Prepay       60MPP             0              40.996            5/6LIBOR IO             60           6 Mo Libor
   14195274                   5.5                  2301.09      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14195295                  5.125                 563.25       No_PP        No PP             0              39.92               5/6LIBOR               0           6 Mo Libor
   14195298                   6.5                   451.7       Prepay       36MPP             0              27.649              5/6LIBOR               0           6 Mo Libor
   13918450                  4.625                 3489.34      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13918921                   5.5                  1277.47      Prepay       60MPP          35.318            35.318            5/6LIBOR IO             120          6 Mo Libor
   13920340                  4.625                 2264.94      Prepay       60MPP          32.275            42.595            5/6LIBOR IO             120          6 Mo Libor
   13920856                  5.25                  1234.21      Prepay       60MPP          31.956            43.843              5/6LIBOR               0           6 Mo Libor
   13920884                  5.125                  687.5       No_PP        No PP          12.363            31.023            5/6LIBOR IO             120          6 Mo Libor
   13920894                  5.125                  687.5       No_PP        No PP          12.363            16.106            5/6LIBOR IO             120          6 Mo Libor
   13921034                  7.25                  4198.2       No_PP        No PP          27.735            47.341              3/6LIBOR               0           6 Mo Libor
   13921045                  5.75                  753.36       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13921054                  5.75                  972.18       No_PP        No PP           9.856            14.996              5/6LIBOR               0           6 Mo Libor
   13923149                  3.25                  1153.81      No_PP        No PP           22.1              35.9               5/1LIBOR               0           1 YR Libor
   13923156                  4.75                  3125.35      No_PP        No PP            28               39.3               5/1LIBOR               0           1 YR Libor
   13923189                  4.625                 727.95       Prepay       60MPP          36.665            49.236            5/6LIBOR IO             120          6 Mo Libor
   13924092                   4.5                   30.87       Prepay       60MPP          13.359            14.436            5/6LIBOR IO             120          6 Mo Libor
   13924093                  5.625                 677.49       Prepay       60MPP          20.935            41.113              5/6LIBOR               0           6 Mo Libor
   13924126                  4.625                 633.33       No_PP        No PP           9.906            24.267            5/6LIBOR IO             120          6 Mo Libor
   13924130                  4.375                 558.92       No_PP        No PP          16.719            45.446            5/6LIBOR IO             120          6 Mo Libor
   13925186                  6.375                 9489.18      Prepay       36MPP          34.755            36.452            5/6LIBOR IO             60           6 Mo Libor
   13925354                  5.375                  653.6       Prepay       60MPP           7.661            28.166              5/6LIBOR               0           6 Mo Libor
   13925358                  5.25                   1200        Prepay       36MPP          44.797            45.863            5/6LIBOR IO             60           6 Mo Libor
   13925377                  5.25                  2574.34      Prepay       60MPP          11.707            37.656              5/6LIBOR               0           6 Mo Libor
   13925395                  6.375                 3178.13      Prepay       8MPP           13.378            20.518              5/6LIBOR               0           6 Mo Libor
   13925397                  5.125                   814        No_PP        No PP          27.174            34.183            5/6LIBOR IO             120          6 Mo Libor
   13925631                  6.125                 1105.49      Prepay       60MPP          11.447            29.223              5/6LIBOR               0           6 Mo Libor
   13928945                  6.125                 1017.5       Prepay       60MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13929598                  5.625                 2973.43      No_PP        No PP          24.659            34.082            7/6LIBOR IO             120          6 Mo Libor
   13929629                   5.5                  917.69       Prepay       60MPP          11.308            11.42             5/6LIBOR IO             60           6 Mo Libor
   13929663                  4.875                 1181.72      Prepay       60MPP          26.584            39.038              5/6LIBOR               0           6 Mo Libor
   13929676                  7.125                 1533.13      Prepay       60MPP          11.582            30.031              3/6LIBOR               0           6 Mo Libor
   13930683                   5.5                  2394.36      Prepay       60MPP          27.773            35.787            5/6LIBOR IO             120          6 Mo Libor
   13930760                  5.25                  7029.94      Prepay       36MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13936833                  4.75                  609.29       No_PP        No PP          19.143            31.561              5/6LIBOR               0           6 Mo Libor
   13936837                   5.5                  489.79       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13936855                  4.375                 851.04       Prepay       60MPP          20.462            48.248            5/6LIBOR IO             60           6 Mo Libor
   13936870                  5.25                  1841.64      Prepay       60MPP          43.385            43.606              5/6LIBOR               0           6 Mo Libor
   13937185                   4.5                  1283.64      Prepay       60MPP          30.711            30.711            5/6LIBOR IO             120          6 Mo Libor
   13937349                    5                   1680.45      Prepay       60MPP          14.441            28.31             5/6LIBOR IO             120          6 Mo Libor
   13939705                    5                   2705.42      Prepay       60MPP           37.23            42.393            7/6LIBOR IO             120          6 Mo Libor
   13939721                  4.875                 426.73       No_PP        No PP          15.172            27.056            5/6LIBOR IO             120          6 Mo Libor
   13779148                   7.5                  3145.74      Prepay       60MPP          21.373            24.891              3/6LIBOR               0           6 Mo Libor
   13779844                  5.125                 8919.17      Prepay       60MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13870382                  5.625                   465        Prepay       60MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13906574                  4.875                 838.25       No_PP        No PP           42.7             43.202            5/6LIBOR IO             120          6 Mo Libor
   13906930                  4.625                 2380.53      Prepay       36MPP           5.139            12.319            5/6LIBOR IO             60           6 Mo Libor
   13907565                  6.615                 465.24       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13907663                    5                   1298.66      Prepay       60MPP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13907680                  4.125                 1193.87      No_PP        No PP          20.035            43.457            5/6LIBOR IO             120          6 Mo Libor
   13909928                  7.25                  838.94       Prepay       36MPP           18.72            31.42               3/6LIBOR               0           6 Mo Libor
   13909933                  7.25                  838.94       Prepay       36MPP           18.72            31.42               3/6LIBOR               0           6 Mo Libor
   13910251                   5.5                  1414.03      No_PP        No PP          16.343            33.877            3/6LIBOR IO             120          6 Mo Libor
   13918448                  5.625                  1228        Prepay       60MPP          29.444            40.757            5/6LIBOR IO             120          6 Mo Libor
   13946201                  5.625                 259.22       Prepay       60MPP          11.732            37.959            5/6LIBOR IO             120          6 Mo Libor
   13947171                    5                   985.42       Prepay       36MPP          28.862            38.684            5/6LIBOR IO             60           6 Mo Libor
   13947172                  7.125                 2663.14      Prepay       36MPP             0                0                 3/6LIBOR               0           6 Mo Libor
   13947179                  4.875                 1329.78      Prepay       36MPP          34.714            39.343            5/6LIBOR IO             120          6 Mo Libor
   13948537                  5.375                 3454.75      Prepay       60MPP           38.16            44.087              5/6LIBOR               0           6 Mo Libor
   13948541                  5.125                 1295.16      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13948548                   4.5                  778.99       Prepay       60MPP          22.766            33.752              5/6LIBOR               0           6 Mo Libor
   13948571                  5.875                 1574.18      Prepay       36MPP          15.844            21.478              5/6LIBOR               0           6 Mo Libor
   13948721                  5.75                  645.59       Prepay       60MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   13948726                  5.875                 2353.96      No_PP        No PP          17.093            43.024            5/6LIBOR IO             120          6 Mo Libor
   13948727                  5.875                 2363.88      No_PP        No PP          26.742            43.114            5/6LIBOR IO             120          6 Mo Libor
   13948763                  5.125                 5677.88      Prepay       60MPP           12.64            38.989              5/6LIBOR               0           6 Mo Libor
   13948792                  5.75                  813.09       Prepay       60MPP          24.647            51.308            5/6LIBOR IO             120          6 Mo Libor
   13948796                  5.875                 1782.8       Prepay       60MPP          16.892            29.986            5/6LIBOR IO             120          6 Mo Libor
   13948798                  4.375                 1060.96      No_PP        No PP          15.092            23.841            5/6LIBOR IO             120          6 Mo Libor
   13949276                    5                   409.17       No_PP        No PP          20.003            46.453            5/6LIBOR IO             120          6 Mo Libor
   13949576                  5.75                  1327.08      No_PP        No PP          28.412            30.619            7/6LIBOR IO             120          6 Mo Libor
   13949602                  4.625                 1261.75      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13949606                  4.875                 1781.97      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13949610                  5.375                 357.15       No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13950085                  5.75                  865.89       No_PP        No PP             0                0               5/6LIBOR IO             120          6 Mo Libor
   13950108                    5                   1814.06      No_PP        No PP          15.435            38.629            5/6LIBOR IO             120          6 Mo Libor
   13950137                  5.125                 1476.25      Prepay       60MPP          10.396            40.062              5/6LIBOR               0           6 Mo Libor
   13953919                  5.75                  1034.6       Prepay       36MPP          25.493            44.089            5/6LIBOR IO             60           6 Mo Libor
   13953937                  4.625                 581.13       Prepay       60MPP          30.672            33.837            5/6LIBOR IO             120          6 Mo Libor
   13953956                  5.375                 498.33       Prepay       36MPP          19.334            38.704            5/6LIBOR IO             60           6 Mo Libor
   13954014                    5                   744.76       Prepay       36MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13954045                  4.125                 385.51       Prepay       60MPP          19.467            36.686            5/6LIBOR IO             120          6 Mo Libor
   13954930                    5                   470.38       Prepay       60MPP          21.645            35.261              5/6LIBOR               0           6 Mo Libor
   13954980                   5.5                    685        No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   13954987                  4.25                  1659.13      No_PP        No PP          22.566            33.986              5/6LIBOR               0           6 Mo Libor
   13955017                  4.875                 1055.56      No_PP        No PP          18.793            42.773            7/6LIBOR IO             120          6 Mo Libor
   13955275                  4.375                 2921.23      Prepay       7MPP           26.308            37.609              5/6LIBOR               0           6 Mo Libor
   13955315                    5                   1858.54      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   13956603                  4.875                 413.88       Prepay       60MPP             0              32.927              5/6LIBOR               0           6 Mo Libor
   13956605                  5.125                 582.55       Prepay       60MPP          22.277            31.344              5/6LIBOR               0           6 Mo Libor
   13956609                    4                   1186.3       Prepay       36MPP          25.703            36.653              5/6LIBOR               0           6 Mo Libor
   13956618                    5                   2035.86      No_PP        No PP          32.986            59.535            5/6LIBOR IO             120          6 Mo Libor
   13956627                  4.875                 612.33       No_PP        No PP          35.554            35.554            5/6LIBOR IO             60           6 Mo Libor
   13956635                  4.875                 359.24       Prepay       60MPP           3.125            36.374            5/6LIBOR IO             120          6 Mo Libor
   13957048                  4.625                 748.87       Prepay       60MPP          18.469            40.278              5/6LIBOR               0           6 Mo Libor
   13957067                  4.875                 1453.41      No_PP        No PP           2.844            2.844               5/6LIBOR               0           6 Mo Libor
   13957084                  4.625                 406.67       Prepay       60MPP          32.113            91.005            5/6LIBOR IO             120          6 Mo Libor
   13957095                  4.25                    691        Prepay       60MPP          32.326            35.241              5/6LIBOR               0           6 Mo Libor
   13957096                  3.875                 747.75       No_PP        No PP          28.788            38.813              5/6LIBOR               0           6 Mo Libor
   13957401                  5.75                  298.03       Prepay       60MPP          23.074            30.629              5/6LIBOR               0           6 Mo Libor
   13957423                  4.375                 1440.83      Prepay       36MPP          34.069            43.845            5/6LIBOR IO             120          6 Mo Libor
   13945513                   5.5                  487.21       No_PP        No PP          28.499            35.115            5/6LIBOR IO             120          6 Mo Libor
   13945768                  4.625                 762.51       No_PP        No PP          31.963            50.85               5/6LIBOR               0           6 Mo Libor
   13945796                   4.5                  3046.88      No_PP        No PP           31.58            32.036            5/6LIBOR IO             120          6 Mo Libor
   13946193                  5.25                  2037.66      Prepay       30MPP          12.685            15.848            5/6LIBOR IO             60           6 Mo Libor
   14188587                  8.25                  967.74       No_PP        No PP             0                0                6MLIBORIO              120          6 Mo Libor
   14188589                  6.125                 1075.41      No_PP        No PP             0             23.4492            3/6LIBOR IO             120          6 Mo Libor
   14152492                  7.625                 782.33       No_PP        No PP             0                0                5/1CMT IO              60            1 YR CMT
   14152493                  7.375                 2656.9       No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152631                  7.375                 2646.45      No_PP        No PP             0                0                  3/1CMT                0            1 YR CMT
   14152476                   7.5                  4078.99      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13907901                  9.125                 1757.84      No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   14188570                  5.875                 1760.42      Prepay       60MPP             0             39.2141            3/6LIBOR IO             120          6 Mo Libor
   13907906                  8.125                 1367.13      No_PP        No PP             0             30.5256              5/6LIBOR               0           6 Mo Libor
   14188573                  7.75                  1046.05      Prepay       60MPP             0                0                 3/6LIBOR               0           6 Mo Libor
   14145510                  7.125                  579.5       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   14152644                  7.375                 2432.32      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13907910                  4.125                 785.37       Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14188745                  7.75                  439.43       Prepay       60MPP             0             30.8449             1MLIBORIO              120          1 Mo Libor
   14145336                  7.125                 437.64       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   14152465                  7.625                 2432.31      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14188720                  8.25                   2921        Prepay       60MPP             0             30.7747             6MLIBORIO              120          6 Mo Libor
   14188721                  8.375                 498.52       Prepay       60MPP             0                0               3/6LIBOR IO             120          6 Mo Libor
   14188562                  7.75                  739.02       Prepay       36MPP             0             43.2849             1MLIBORIO              120          1 Mo Libor
   14188725                  7.75                  657.74       No_PP        No PP             0                0                6MLIBORIO              120          6 Mo Libor
   14188726                  5.375                 1371.38      No_PP        No PP             0             43.7743            3/6LIBOR IO             120          6 Mo Libor
   14188565                  7.75                  480.05       Prepay       60MPP             0              30.621             1MLIBORIO              120          1 Mo Libor
   14188710                  7.75                  480.05       Prepay       60MPP             0              30.598             1MLIBORIO              120          1 Mo Libor
   14188712                  8.375                 3529.17      Prepay       60MPP             0                0                6MLIBORIO              120          6 Mo Libor
   14152299                  7.625                 2493.8       No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14188715                  7.75                  676.77       No_PP        No PP             0             37.3358             6MLIBORIO              120          6 Mo Libor
   14188555                  8.25                  914.25       Prepay       12MPP             0             25.1609             6MLIBORIO              120          6 Mo Libor
   14152460                   7.5                  7147.7       No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   16396895                  5.375                 1726.89      No_PP        No PP             0              36.62             5/6LIBOR IO             120          6 Mo Libor
   16396896                  5.25                  2412.31      No_PP        No PP             0              37.49             5/6LIBOR IO             120          6 Mo Libor
   16396897                  5.875                 5145.38      No_PP        No PP             0              18.98             5/6LIBOR IO             120          6 Mo Libor
   16396898                  6.25                  3036.46      Prepay       36MPP             0              36.48             5/6LIBOR IO             120          6 Mo Libor
   14152443                  7.375                 4196.86      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14188701                   6.5                  996.59       Prepay       60MPP             0             35.5004            3/6LIBOR IO             120          6 Mo Libor
   14188543                  6.125                 2909.83      Prepay       60MPP             0             48.4324            3/6LIBOR IO             120          6 Mo Libor
   14188544                  6.375                 799.11       No_PP        No PP             0             23.5964            3/6LIBOR IO             120          6 Mo Libor
   14188706                  7.625                 891.92       Prepay       60MPP             0                0                 3/6LIBOR               0           6 Mo Libor
   14188548                  7.75                  822.66       No_PP        No PP             0                0                1MLIBORIO              120          1 Mo Libor
   14188529                  7.875                 594.95       No_PP        No PP             0             16.3562            3/6LIBOR IO             120          6 Mo Libor
   16396880                  5.75                  1647.37      No_PP        No PP             0              25.18             5/6LIBOR IO             120          6 Mo Libor
   16396882                  5.75                  2613.33      No_PP        No PP             0              31.97             5/6LIBOR IO             120          6 Mo Libor
   16396883                  6.375                 2354.02      No_PP        No PP             0              36.73             5/6LIBOR IO             120          6 Mo Libor
   16396884                   5.5                  1581.35      No_PP        No PP             0              33.59             5/6LIBOR IO             120          6 Mo Libor
   16396885                  6.125                  1833        No_PP        No PP             0              37.18             5/6LIBOR IO             120          6 Mo Libor
   16396886                  6.25                  2280.93      No_PP        No PP             0              31.16             5/6LIBOR IO             120          6 Mo Libor
   16396887                  5.625                  1614        Prepay       36MPP             0              42.11             5/6LIBOR IO             120          6 Mo Libor
   13975878                  4.625                 2273.61      Prepay       60MPP          40.515            44.122            5/6LIBOR IO             120          6 Mo Libor
   16396888                  5.75                  2409.17      No_PP        No PP             0              36.99             5/6LIBOR IO             60           6 Mo Libor
   16396889                   6.5                  2956.25      No_PP        No PP             0              40.83             5/6LIBOR IO             120          6 Mo Libor
   14152277                  7.625                 4213.83      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14188533                  7.75                  1326.98      No_PP        No PP             0             27.5198             6MLIBORIO              120          6 Mo Libor
   14178571                  7.25                  1814.75      No_PP        No PP             0              42.999            3/6LIBOR IO             120          6 Mo Libor
   14188536                  8.375                 3110.63      Prepay       60MPP             0             40.8011             6MLIBORIO              120          6 Mo Libor
   14188539                  7.75                  514.58       Prepay       60MPP             0              30.575             1MLIBORIO              120          1 Mo Libor
   16396890                    6                    4250        No_PP        No PP             0              51.12             5/6LIBOR IO             120          6 Mo Libor
   16396891                  5.75                  2180.4       No_PP        No PP             0              22.75             5/6LIBOR IO             120          6 Mo Libor
   16396893                    6                   2167.5       No_PP        No PP             0               26.6             5/6LIBOR IO             60           6 Mo Libor
   14152268                  7.625                 2470.84      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14178384                   7.5                  2117.8       No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14183896                   10                   2331.03      Prepay       12MPP             0              43.551              2/6LIBOR               0           6 Mo Libor
   16396862                  5.375                 760.98       Prepay       60MPP             0              34.96               5/6LIBOR               0           6 Mo Libor
   16396863                  7.75                  653.28       Prepay       36MPP             0                0                 3/6LIBOR               0           6 Mo Libor
   16396864                    8                   2699.74      Prepay       12MPP             0                0                 2/6LIBOR               0           6 Mo Libor
   16396865                  5.125                 1896.42      Prepay       60MPP             0              30.75               5/6LIBOR               0           6 Mo Libor
   16396866                  7.625                 1161.35      Prepay       12MPP             0                0                 2/6LIBOR               0           6 Mo Libor
   16396869                  5.875                 817.36       Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   14178390                  7.375                 1251.82      No_PP        No PP             0                0                5/1CMT IO              60            1 YR CMT
   13908094                   10                   556.56       No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   14159681                    6                   2869.8       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16396870                  7.625                 686.64       Prepay       60MPP             0                0               3/6LIBOR IO             60           6 Mo Libor
   14159686                  5.625                 2398.2       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16396871                   4.5                  1075.35      Prepay       60MPP             0              43.31               5/6LIBOR               0           6 Mo Libor
   16396872                    8                   2611.44      Prepay       36MPP             0               21.2               3/6LIBOR               0           6 Mo Libor
   14159688                  5.75                  3645.66      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16396873                    8                   3017.13      Prepay       12MPP             0              35.45               3/6LIBOR               0           6 Mo Libor
   16396876                  5.25                  2343.75      Prepay       36MPP             0               35.9             5/6LIBOR IO             60           6 Mo Libor
   16396877                  6.125                 1535.93      Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16396878                  5.75                  2652.22      Prepay       36MPP             0              37.74               5/6LIBOR               0           6 Mo Libor
   16396879                   5.5                  1864.33      No_PP        No PP             0              25.34             5/6LIBOR IO             120          6 Mo Libor
   13976599                  7.12                  1188.93      No_PP        No PP             0                0               2/6LIBOR IO             24           6 Mo Libor
   14184189                  5.125                 584.53       No_PP        No PP             0              8.909               3/6LIBOR               0           6 Mo Libor
   13968136                    8                   1415.03      Prepay       24MPP             0                0                 2/6LIBOR               0           6 Mo Libor
   13968139                  9.75                  1191.62      No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   14183804                  7.875                 737.09       No_PP        No PP             0                0                 6MLIBOR                0           6 Mo Libor
   13968156                    9                   1162.54      No_PP        No PP             0              17.168              2/6LIBOR               0           6 Mo Libor
   14178302                   7.5                  2969.73      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14183652                 12.125                 1519.38      No_PP        No PP             0              32.999              2/6LIBOR               0           6 Mo Libor
   14183816                 10.125                 655.57       No_PP        No PP             0              49.353              2/6LIBOR               0           6 Mo Libor
   13968321                   10                   579.28       No_PP        No PP             0              40.605              2/6LIBOR               0           6 Mo Libor
   14183659                 10.125                 362.73       No_PP        No PP             0              20.794              2/6LIBOR               0           6 Mo Libor
   13908010                   5.5                  1421.97      No_PP        No PP             0             31.6882            5/6LIBOR IO             60           6 Mo Libor
   13968339                  9.125                 610.55       No_PP        No PP             0              26.613              2/6LIBOR               0           6 Mo Libor
   13908022                  4.875                 1082.32      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14178324                  6.625                 2768.3       No_PP        No PP             0                0                  7/1CMT                0            1 YR CMT
   14183836                  9.375                  532.4       No_PP        No PP             0              44.972              2/6LIBOR               0           6 Mo Libor
   14159621                  6.125                 2430.3       No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   14183843                  9.75                  276.55       No_PP        No PP             0                0                 3/6LIBOR               0           6 Mo Libor
   14183845                 11.975                 780.33       No_PP        No PP             0               35.3               2/6LIBOR               0           6 Mo Libor
   14159631                  5.75                  2160.06      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   14178346                  7.375                 2575.79      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14178347                   7.5                  2599.22      No_PP        No PP             0                31                 5/1CMT                0            1 YR CMT
   13976541                  7.245                 2610.41      No_PP        No PP             0                0               2/6LIBOR IO             24           6 Mo Libor
   14178348                   7.5                  5375.94      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14159637                    6                   2622.75      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   13976544                  7.245                 931.05       No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   14178510                  6.25                  2241.09      No_PP        No PP             0                0                  7/1CMT                0            1 YR CMT
   14178514                  6.125                 2708.33      No_PP        No PP             0                0                5/1CMT IO              60            1 YR CMT
   16396832                  6.375                 2308.22      Prepay       60MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16396833                    7                   748.69       Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16396834                    6                   3076.93      Prepay       60MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16396835                  5.125                 1351.34      Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16396836                  4.875                 2208.81      Prepay       12MPP             0              39.36               5/6LIBOR               0           6 Mo Libor
   16396837                   5.5                  1051.43      Prepay       12MPP             0              29.54             5/6LIBOR IO             60           6 Mo Libor
   16396838                  4.75                  1238.71      Prepay       36MPP             0              39.58               5/6LIBOR               0           6 Mo Libor
   16396839                  5.375                 1330.55      Prepay       36MPP             0              47.46               5/6LIBOR               0           6 Mo Libor
   13968378                   10                   485.53       No_PP        No PP             0              26.084              2/6LIBOR               0           6 Mo Libor
   13908066                   7.5                  750.45       No_PP        No PP             0             48.5124              5/6LIBOR               0           6 Mo Libor
   14178364                  5.75                  3154.71      No_PP        No PP             0                0                  7/1CMT                0            1 YR CMT
   16396840                  7.75                  914.06       Prepay       12MPP             0                0               3/6LIBOR IO             60           6 Mo Libor
   16396841                    8                   5234.37      Prepay       12MPP             0                0               3/6LIBOR IO             60           6 Mo Libor
   16396842                  7.875                 2525.86      Prepay       12MPP             0              31.61             3/6LIBOR IO             60           6 Mo Libor
   16396843                    5                   2651.46      Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16396844                  5.625                 3722.73      Prepay       60MPP             0              25.74             5/6LIBOR IO             60           6 Mo Libor
   16396845                  5.125                 767.65       Prepay       12MPP             0              10.56               5/6LIBOR               0           6 Mo Libor
   16396846                   5.5                  1254.06      Prepay       12MPP             0              37.19               5/6LIBOR               0           6 Mo Libor
   16396847                  5.375                 3065.9       Prepay       12MPP             0              30.22             5/6LIBOR IO             60           6 Mo Libor
   16396848                  5.125                 877.65       Prepay       12MPP             0              20.97             5/6LIBOR IO             60           6 Mo Libor
   16396849                    5                   1175.94      Prepay       12MPP             0              33.16               5/6LIBOR               0           6 Mo Libor
   14178370                   7.5                  2692.17      No_PP        No PP             0              28.15                5/1CMT                0            1 YR CMT
   13908079                  6.375                 2393.33      Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16396850                  5.125                 1118.33      Prepay       60MPP             0              15.61             5/6LIBOR IO             60           6 Mo Libor
   16396851                  5.25                  683.44       Prepay       60MPP             0              32.24             5/6LIBOR IO             60           6 Mo Libor
   16396852                  6.125                 2606.65      No_PP        No PP             0              43.65               5/6LIBOR               0           6 Mo Libor
   14159668                  5.75                  2711.46      No_PP        No PP             0                0                 5/1LIBOR               0           1 YR Libor
   16396853                  6.125                 4001.83      Prepay       12MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16396855                  6.125                 4874.35      Prepay       60MPP             0                0               5/6LIBOR IO             60           6 Mo Libor
   16396856                    8                   947.44       Prepay       36MPP             0              16.72               3/6LIBOR               0           6 Mo Libor
   16396857                    6                   5312.45      Prepay       60MPP             0              36.26             5/6LIBOR IO             60           6 Mo Libor
   16396858                  5.75                  2883.11      Prepay       12MPP             0                0                 5/6LIBOR               0           6 Mo Libor
   16396859                    8                   1057.21      Prepay       12MPP             0              31.69             2/6LIBOR IO             60           6 Mo Libor
   14152402                  7.375                 2313.82      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14178380                  7.625                 3571.16      No_PP        No PP             0               7.71                5/1CMT                0            1 YR CMT
   14178542                  7.375                 2594.01      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13907880                  5.625                 993.16       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   13907882                 10.125                 587.44       Prepay       24MPP             0                0                 2/6LIBOR               0           6 Mo Libor
   13907894                  5.375                 2334.29      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14184134                   9.5                  1198.78      No_PP        No PP             0                0                 2/6LIBOR               0           6 Mo Libor
   14145671                  7.125                 501.47       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   14145682                    7                   720.21       No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   13982191                  7.097                 2291.64      No_PP        No PP             0              26.85                5/1CMT                0            1 YR CMT
   14195011                  5.75                  473.94       No_PP        No PP             0              26.488               5/1CMT                0            1 YR CMT
   14184173                   10                   1169.88      No_PP        No PP             0              25.653              3/6LIBOR               0           6 Mo Libor
   14003261                  6.72                  737.27       No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14059121                  7.375                 1326.37      No_PP        No PP           8.77             18.58               6MLIBOR                0           6 Mo Libor
   14152684                   7.5                  2455.16      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   13907952                  5.875                 410.07       Prepay       60MPP             0             18.8676              5/6LIBOR               0           6 Mo Libor
   14003272                  6.22                  1426.17      No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   14059130                  7.375                 4467.51      No_PP        No PP           20.76            23.44               6MLIBOR                0           6 Mo Libor
   14184033                  9.375                 849.12       No_PP        No PP             0              28.51               2/6LIBOR               0           6 Mo Libor
   14188597                  8.375                 1227.74      No_PP        No PP             0                0                6MLIBORIO              120          6 Mo Libor
   14003407                  6.595                 2940.48      No_PP        No PP             0                0                 5/6LIBOR               0           6 Mo Libor
   14059102                  7.375                 265.18       No_PP        No PP           12.75            14.11               6MLIBOR                0           6 Mo Libor
   14059104                  7.375                 1462.9       No_PP        No PP           8.91             10.94               6MLIBOR                0           6 Mo Libor
   13982046                  6.972                 3520.93      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   13907771                    5                   1238.49      No_PP        No PP             0                0               5/6LIBOR IO             60           6 Mo Libor
   14003411                  6.345                 1540.05      No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   14003415                  6.47                  3487.87      No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   14003417                  6.47                  2111.59      No_PP        No PP             0                0                 7/6LIBOR               0           6 Mo Libor
   14184013                  9.125                 433.17       No_PP        No PP             0              28.603              3/6LIBOR               0           6 Mo Libor
   14059115                  7.375                 1090.65      No_PP        No PP           26.03              0                 6MLIBOR                0           6 Mo Libor
   14145705                  6.875                 2413.96      No_PP        No PP             0                0               10/6LIBORIO             120          6 Mo Libor
   13982050                  7.097                 7151.54      No_PP        No PP             0                0                  5/1CMT                0            1 YR CMT
   14152679                  7.375                 844.32       No_PP        No PP             0                0                5/1CMT IO              60            1 YR CMT

   LOAN_SEQ        RATE_FREQ       PAY_FREQ         NEXT_RATE_ADJ_DATE1            NEXT_PAY_ADJ_DATE1         MARGIN      INIT_RATE_CAP         PER_RATE_CAP         GROSS_LIFE_CAP
   16723414           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723433           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723434           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723436           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723259           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723307           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723326           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723329           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723332           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723336           12              12                  20111101                      20111201               2.25             5                    2                      5
   16384002            6              6                   20110701                      20110801               2.25             5                    1                      5
   16567155            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609650            6              6                   20130901                      20131001               2.25             5                    1                      5
   16609670            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606188            6              6                   20110901                      20111001               2.25             5                    1                      5
   16609603            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609612            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609647            6              6                   20130901                      20131001               2.25             6                    2                      6
   16606079            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606086            6              6                   20131001                      20131101               2.25             5                    1                      5
   16606094            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606099            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606111            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606128            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606140            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606032            6              6                   20110901                      20111001               2.25             5                    1                      5
   16606065            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605974            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605981            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605984            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605985            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605992            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606025            6              6                   20110901                      20111001               2.25             5                    1                      5
   16606028            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605726            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605734            6              6                   20111001                      20111101               2.25             5                    2                      5
   16605756            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604468            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604471            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604497            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604512            6              6                   20090801                      20090901               2.25             2                    1                      6
   16605777            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604538            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604550            6              6                   20130901                      20131001               2.25             6                    1                      6
   16604551            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604569            6              6                   20130901                      20131001               2.25             6                    2                      6
   16605653            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604066            6              6                   20090901                      20091001               2.25             2                    1                      6
   16604087            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604138            6              6                   20110901                      20111001               2.25             6                    2                      6
   16604142            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604148            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604150            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604161            6              6                   20090901                      20091001               2.25             3                    1                      5
   16604162            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604181            6              6                   20111101                      20111201               2.25             5                    1                      5
   16603965            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604230            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604245            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604248            6              6                   20110901                      20111001               2.75             6                    2                      6
   16604272            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604050            6              6                   20110701                      20110801               2.25             5                    1                      5
   16604297            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604356            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604365            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604381            6              6                   20110901                      20111001               2.25             6                    2                      6
   16604384            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604385            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603864            6              6                   20110901                      20111001               2.25             5                    1                      5
   16603898            6              6                   20110901                      20111001               2.25             5                    1                      5
   16603926            6              6                   20110801                      20110901               2.25             5                    1                      5
   16603933            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603935            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603938            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603954            6              6                   20110901                      20111001               2.25             5                    1                      5
   16603826            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603834            6              6                   20111001                      20111101               5.4              5                    1                      5
   16602841            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602849            6              6                   20110901                      20111001               2.25             5                    1                      5
   16602638           12              12                  20110701                      20110801               2.25             5                    2                      5
   16602882           12              12                  20111001                      20111101               2.25             5                    2                      5
   16602896           12              12                  20111001                      20111101               2.25             5                    2                      5
   16602897            6              6                   20110901                      20111001               2.25             5                    1                      5
   16602921            6              6                   20131001                      20131101               2.25             5                    1                      5
   16602936            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602939            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602950           12              12                  20111001                      20111101               2.25             5                    2                      5
   16602682            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602984            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603011            6              6                   20090901                      20091001               2.25             6                    2                      6
   16603029            6              6                   20110901                      20111001               2.25             5                    1                      5
   16603055            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603060            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602727            6              6                   20110901                      20111001               2.25             5                    1                      5
   16602749            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602781            6              6                   20110801                      20110901               2.25             5                    1                      5
   16602788            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602800            6              6                   20111001                      20111101               2.25             6                    2                      6
   16603806            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602822            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602601            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602575            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601345            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601432            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602500            6              6                   20111101                      20111201               2.25             5                    1                      5
   16601116            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601154            6              6                   20110901                      20111001               2.25             5                    1                      5
   16601165            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601282            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601019            6              6                   20110901                      20111001               2.25             5                    1                      5
   16601025            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601028            6              6                   20110901                      20111001               2.25             5                    1                      5
   16601044            6              6                   20111001                      20111101               2.25             5                    1                      5
   16600798            6              6                   20111001                      20111101               2.25             5                    1                      5
   16600827            6              6                   20110901                      20111001               2.25             6                    2                      6
   16600846            6              6                   20111001                      20111101               2.25             5                    1                      5
   16600900           12              12                  20110901                      20111001               2.25             5                    2                      5
   16600912            6              6                   20111001                      20111101               2.25             5                    1                      5
   16600920            6              6                   20110901                      20111001               2.25             5                    1                      5
   16599943            6              6                   20110901                      20111001               2.25             5                    1                      5
   16599901            6              6                   20131001                      20131101               2.25             5                    1                      5
   16599911            6              6                   20130901                      20131001               2.25             3                    1                      5
   16599851            6              6                   20111001                      20111101               2.25             5                    1                      5
   16599671            6              6                   20111001                      20111101               2.25             5                    1                      5
   16599789            6              6                   20111001                      20111101               2.25             5                    1                      5
   16599791            6              6                   20111001                      20111101               2.25             5                    1                      5
   16599803            6              6                   20110701                      20110801               2.25             6                    2                      6
   16599532            6              6                   20111001                      20111101               2.25             5                    1                      5
   16599537            6              6                   20111001                      20111101               2.25             5                    1                      5
   16599538            6              6                   20111001                      20111101               2.25             5                    1                      5
   16718274            6              6                   20111101                      20111201               2.25             5                    1                      5
   16718336            6              6                   20111101                      20111201               2.25             5                    1                      5
   16021408            6              6                   20110201                      20110301               2.25             5                    1                      5
   16717747            6              6                   20111101                      20111201               2.25             5                    1                      5
   16400774            6              6                   20110901                      20111001               2.25             5                    1                      5
   16018725            6              6                   20110201                      20110301               2.25             6                    2                      6
   16596439            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596446            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596515           12              12                  20110901                      20111001               2.25             5                    2                      5
   16596519           12              12                  20090901                      20091001               2.25             2                    1                      6
   16596554            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596560            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596573            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596207            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596217            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596654            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596683            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596731            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596755            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596759            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596766            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596806            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596812            6              6                   20110901                      20111001               2.25             5                    1                      5
   16597192            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597258            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597342            6              6                   20110901                      20111001               2.25             5                    1                      5
   16597359            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597466            6              6                   20110901                      20111001               2.25             5                    1                      5
   16597470            6              6                   20110901                      20111001               2.25             5                    1                      5
   16597472            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596266            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597533            6              6                   20110901                      20111001               2.25             5                    1                      5
   16597629            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597677            6              6                   20110901                      20111001               2.25             5                    1                      5
   16597684            6              6                   20110901                      20111001               2.25             5                    1                      5
   16597694            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596382            6              6                   20111001                      20111101               2.25             5                    1                      5
   16717475            6              6                   20111101                      20111201               2.25             5                    1                      5
   16595393            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595432            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595480            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595491            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595294            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595304            6              6                   20111001                      20111101               2.25             5                    1                      5
   16594949            6              6                   20111001                      20111101               2.25             5                    1                      5
   16594958            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595040            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595043            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595070            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595107            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595108            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595174            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595240            6              6                   20110901                      20111001              3.375             5                    1                      5
   16594873            6              6                   20090901                      20091001               2.25             2                    1                      6
   16594921            6              6                   20131001                      20131101               2.25             5                    1                      5
   16591476            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591409           12              12                  20111001                      20111101               2.25             5                    2                      5
   16591416            6              6                   20110901                      20111001               2.25             5                    1                      5
   16591603            6              6                   20110901                      20111001               2.25             5                    1                      5
   16591630            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591634            6              6                   20110901                      20111001               2.25             5                    1                      5
   16591643            6              6                   20110901                      20111001               2.25             5                    1                      5
   16591439            6              6                   20110901                      20111001               2.25             5                    1                      5
   16594724            6              6                   20091001                      20091101               2.25             2                    1                      6
   16594759           12              12                  20111001                      20111101               2.25             5                    2                      5
   16591318            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591350            6              6                   20110901                      20111001               2.25             5                    1                      5
   16643793            6              6                   20111001                      20111101               2.25             6                    2                      6
   16648357            6              6                   20110901                      20111001               2.25             6                    2                      6
   16546141           12              12                  20091001                      20091101               2.25             3                    2                      5
   16612965            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632265            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632303            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632544            6              6                   20111001                      20111101               2.25             5                    1                      5
   16671492            6              6                   20111101                      20111201               2.25             5                    1                      5
   16671306            6              6                   20131101                      20131201               2.25             5                    1                      5
   16717428            6              6                   20111101                      20111201               2.25             5                    1                      5
   16013891            6              6                   20110201                      20110301               2.25             5                    1                      5
   16717216            6              6                   20111101                      20111201               2.25             5                    1                      5
   16013757            6              6                   20110201                      20110301               2.25             5                    1                      5
   16013759            6              6                   20110201                      20110301               2.25             5                    1                      5
   16395572            6              6                   20110901                      20111001               2.25             5                    1                      5
   16395621            6              6                   20110801                      20110901               2.25             5                    1                      5
   16395368            6              6                   20110801                      20110901               2.25             5                    1                      5
   16395218            6              6                   20110901                      20111001               2.25             5                    1                      5
   16393894            6              6                   20110901                      20111001               2.25             5                    1                      5
   16393924            6              6                   20100901                      20101001               2.25             5                    1                      5
   16001655            6              6                   20110201                      20110301               2.25             5                    1                      5
   16393880            6              6                   20110901                      20111001               2.25             5                    1                      5
   16393889            6              6                   20110901                      20111001               2.25             5                    1                      5
   16714865            6              6                   20111101                      20111201               2.25             5                    1                      5
   16714872            6              6                   20111101                      20111201               2.25             5                    1                      5
   16714897            6              6                   20111101                      20111201               2.25             5                    1                      5
   16393828           12              12                  20091001                      20091101               2.25             2                    2                      6
   16714065            6              6                   20111101                      20111201               2.25             5                    1                      5
   16643527           12              12                  20091001                      20091101               2.25             2                    2                      6
   16640672           12              12                  20090901                      20091001               2.25             2                    2                      6
   16704481           12              12                  20091101                      20091201               2.25             2                    2                      6
   16768365           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704478           12              12                  20091001                      20091101               2.25             2                    2                      6
   16612699           12              12                  20110901                      20111001               2.25             5                    2                      5
   16768346           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704429           12              12                  20091101                      20091201               2.25             2                    2                      6
   16704431           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704432           12              12                  20091001                      20091101               2.25             2                    2                      6
   16704438           12              12                  20091101                      20091201               2.25             2                    2                      6
   16663876           12              12                  20110801                      20110901               2.25             5                    2                      5
   16704410           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704414           12              12                  20111101                      20111201               2.25             5                    2                      5
   16628983           12              12                  20110901                      20111001               2.25             5                    2                      5
   16672967           12              12                  20111001                      20111101               2.25             5                    2                      5
   16704421           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704422           12              12                  20091101                      20091201               2.25             2                    2                      6
   16704427           12              12                  20091101                      20091201               2.25             2                    2                      6
   16658493           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658496           12              12                  20110901                      20111001               2.25             5                    2                      5
   16666841           12              12                  20090901                      20091001               2.25             2                    2                      6
   16397414           12              12                  20090801                      20090901               2.25             2                    2                      6
   16708282            6              6                   20111101                      20111201               2.25             5                    1                      5
   16728208            6              6                   20111201                      20120101               2.25             5                    1                      5
   16670374            6              6                   20111101                      20111201               2.25             5                    1                      5
   16718167           12              12                  20111101                      20111201               2.25             5                    2                      5
   16768207           12              12                  20111201                      20120101               2.25             5                    2                      5
   16780762           12              12                  20111201                      20120101               2.25             5                    2                      5
   16777036            6              6                   20111101                      20111201               2.25             5                    1                      5
   16718169           12              12                  20111001                      20111101               2.25             5                    2                      5
   16780683           12              12                  20111101                      20111201               2.25             5                    2                      5
   16798242           12              12                  20110901                      20111001               2.25             5                    2                      5
   16780684           12              12                  20111201                      20120101               2.25             5                    2                      5
   16658456           12              12                  20111001                      20111101               2.25             5                    2                      5
   16684538           12              12                  20111001                      20111101               2.25             5                    2                      5
   16780685           12              12                  20111101                      20111201               2.25             5                    2                      5
   16780686           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723599            6              6                   20111101                      20111201               2.25             5                    1                      5
   16780687           12              12                  20111101                      20111201               2.25             5                    2                      5
   16596966            6              6                   20131001                      20131101               2.25             5                    1                      5
   16731301            6              6                   20111201                      20120101               2.25             5                    1                      5
   16730331            6              6                   20111201                      20120101               2.25             5                    1                      5
   16704415           12              12                  20111101                      20111201               2.25             5                    2                      5
   16730094            6              6                   20111201                      20120101               2.25             5                    1                      5
   16714138            6              6                   20111001                      20111101               2.25             6                    2                      6
   16676658            6              6                   20110901                      20111001               2.25             6                    2                      6
   16649294            6              6                   20090601                      20090701               2.75             6                    2                      6
   16649295            6              6                   20130701                      20130801               2.75             6                    2                      6
   16649296            6              6                   20090401                      20090501               2.75             6                    2                      6
   16649305            6              6                   20090701                      20090801               2.75             6                    2                      6
   16649306            6              6                   20110701                      20110801               2.75             6                    2                      6
   16649311            6              6                   20110701                      20110801               2.75             6                    2                      6
   16649315            6              6                   20110701                      20110801               2.75             6                    2                      6
   16649316            6              6                   20090701                      20090801               2.75             6                    2                      6
   16649319            6              6                   20110701                      20110801               2.75             6                    2                      6
   16649320            6              6                   20090701                      20090801               2.75             6                    2                      6
   16649321            6              6                   20090701                      20090801               2.75             6                    2                      6
   16649323            6              6                   20110701                      20110801               2.75             6                    2                      6
   16649329            6              6                   20130701                      20130801               2.75             6                    2                      6
   16649332            6              6                   20130701                      20130801               2.75             6                    2                      6
   16649335            6              6                   20110901                      20111001               2.75             6                    2                      6
   16649345            6              6                   20080601                      20080701               2.75             6                    2                      6
   16649330            6              6                   20130701                      20130801               2.75             6                    2                      6
   16591163            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591142            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591095            6              6                   20110901                      20111001               2.25             5                    1                      5
   16586122            6              6                   20111001                      20111101               2.25             5                    1                      5
   16586032            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585938            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585839            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585870            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585764            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585766            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585809            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585691            6              6                   20111001                      20111101               2.25             5                    1                      5
   16585702            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673048           12              12                  20111001                      20111101               2.25             5                    2                      5
   16664301           12              12                  20111001                      20111101               2.25             5                    2                      5
   16629050           12              12                  20110801                      20110901               2.25             5                    2                      5
   16717262           12              12                  20111101                      20111201               2.25             5                    2                      5
   16717271           12              12                  20111101                      20111201               2.25             5                    2                      5
   16629043           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770690           12              12                  20111101                      20111201               2.25             5                    2                      5
   16549566           12              12                  20110801                      20110901               2.25             5                    2                      5
   16658431           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658433           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658436           12              12                  20110901                      20111001               2.25             5                    2                      5
   16663945           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658437           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658439           12              12                  20111001                      20111101               2.25             5                    2                      5
   16585659            6              6                   20110901                      20111001               2.25             5                    1                      5
   16658410           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770680           12              12                  20111101                      20111201               2.25             5                    2                      5
   16585643            6              6                   20111001                      20111101               2.25             5                    1                      5
   16585585            6              6                   20111001                      20111101               2.25             5                    1                      5
   16770640           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770643           12              12                  20111101                      20111201               2.25             5                    2                      5
   16672635           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770645           12              12                  20131101                      20131201               2.25             5                    2                      5
   16585530           12              12                  20111001                      20111101               2.25             2                    2                      6
   16664298           12              12                  20111001                      20111101               2.25             5                    2                      5
   16549521           12              12                  20110701                      20110801               2.25             5                    2                      5
   16684229           12              12                  20111001                      20111101               2.25             5                    2                      5
   16549529           12              12                  20110801                      20110901               2.25             5                    2                      5
   16585565           12              12                  20111001                      20111101               2.25             5                    1                      5
   16684239           12              12                  20111001                      20111101               2.25             5                    2                      5
   16663909           12              12                  20110901                      20111001               2.25             5                    2                      5
   16684241           12              12                  20131001                      20131101               2.25             5                    2                      5
   16684246           12              12                  20111001                      20111101               2.25             5                    2                      5
   16585448            6              6                   20111001                      20111101               2.25             5                    1                      5
   16672621           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770634           12              12                  20111101                      20111201               2.25             5                    2                      5
   16664285           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770638           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770614           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770616           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770617           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770612           12              12                  20111101                      20111201               2.25             5                    2                      5
   16575471            6              6                   20110901                      20111001               2.25             5                    1                      5
   16629027           12              12                  20110901                      20111001               2.25             5                    2                      5
   16666872           12              12                  20091001                      20091101               2.25             2                    2                      6
   16666877           12              12                  20091001                      20091101               2.25             2                    2                      6
   16634180           12              12                  20110901                      20111001               2.25             5                    2                      5
   16704574           12              12                  20111101                      20111201               2.25             5                    2                      5
   16666882           12              12                  20091001                      20091101               2.25             2                    2                      6
   16360981           12              12                  20110601                      20110701               2.25             5                    2                      5
   16634176           12              12                  20110901                      20111001               2.25             5                    2                      5
   16634178           12              12                  20110901                      20111001               2.25             5                    2                      5
   16634179           12              12                  20110901                      20111001               2.25             5                    2                      5
   16664256           12              12                  20111001                      20111101               2.25             5                    2                      5
   16723792           12              12                  20091101                      20091201               2.25             2                    2                      6
   16770603           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770607           12              12                  20111201                      20120101               2.25             5                    2                      5
   16723788           12              12                  20091101                      20091201               2.25             2                    2                      6
   16664241           12              12                  20111001                      20111101               2.25             5                    2                      5
   16634168           12              12                  20110901                      20111001               2.25             5                    2                      5
   16704558           12              12                  20111001                      20111101               2.25             5                    2                      5
   16666864           12              12                  20091001                      20091101               2.25             2                    2                      6
   16666868           12              12                  20091001                      20091101               2.25             2                    2                      6
   16634170           12              12                  20110901                      20111001               2.25             5                    2                      5
   16634172           12              12                  20110901                      20111001               2.25             5                    2                      5
   16634173           12              12                  20110901                      20111001               2.25             5                    2                      5
   16634174           12              12                  20110901                      20111001               2.25             5                    2                      5
   16664221           12              12                  20111001                      20111101               2.25             5                    2                      5
   16609713           12              12                  20090901                      20091001               2.25             2                    2                      6
   16723761           12              12                  20091101                      20091201               2.25             2                    2                      6
   16664229           12              12                  20111001                      20111101               2.25             5                    2                      5
   16723765           12              12                  20091101                      20091201               2.25             2                    2                      6
   16723769           12              12                  20091101                      20091201               2.25             2                    2                      6
   16664235           12              12                  20111001                      20111101               2.25             5                    2                      5
   16666848           12              12                  20090901                      20091001               2.25             2                    2                      6
   16666849           12              12                  20090901                      20091001               2.25             2                    2                      6
   16666853           12              12                  20091001                      20091101               2.25             2                    2                      6
   16666855           12              12                  20090901                      20091001               2.25             2                    2                      6
   16575446            6              6                   20110901                      20111001               2.25             5                    1                      5
   16664218           12              12                  20111001                      20111101               2.25             5                    2                      5
   16717169           12              12                  20111101                      20111201               2.25             5                    2                      5
   16575379            6              6                   20111001                      20111101               2.25             5                    1                      5
   15562837            6              6                   20100701                      20100801               2.25             5                    1                      5
   16572168            6              6                   20110901                      20111001               2.25             5                    1                      5
   16574856            6              6                   20110901                      20111001               2.25             5                    1                      5
   16574881            6              6                   20110901                      20111001               2.25             5                    1                      5
   16574968            6              6                   20111001                      20111101               2.25             5                    1                      5
   16574976            6              6                   20111001                      20111101               2.25             5                    1                      5
   16575041            6              6                   20111001                      20111101               2.25             5                    1                      5
   16575078            6              6                   20111001                      20111101               2.25             5                    1                      5
   16575091            6              6                   20111001                      20111101               2.25             5                    1                      5
   16572080            6              6                   20110901                      20111001               2.25             5                    1                      5
   16572082            6              6                   20130901                      20131001               2.25             5                    1                      5
   16572097            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571615            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571622            6              6                   20110901                      20111001               2.25             5                    1                      5
   16571628            6              6                   20110901                      20111001               2.25             5                    1                      5
   16571666            6              6                   20110901                      20111001               2.25             5                    1                      5
   16571706            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571811            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571877            6              6                   20110901                      20111001               2.25             6                    2                      6
   16571882            6              6                   20110901                      20111001               2.25             5                    1                      5
   16571915            6              6                   20110901                      20111001               2.25             5                    1                      5
   16571967            6              6                   20111101                      20111201               2.25             5                    1                      5
   16571998            6              6                   20111001                      20111101               2.25             5                    1                      5
   16572062            6              6                   20080901                      20081001              2.375             3                    1                      5
   16570714            6              6                   20131001                      20131101               2.25             5                    1                      5
   16570722            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570748            6              6                   20131001                      20131101               2.25             5                    1                      5
   16570754            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570772            6              6                   20110901                      20111001               2.25             5                    1                      5
   16571582            6              6                   20131001                      20131101               2.25             5                    1                      5
   16570641            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570670            6              6                   20090901                      20091001               2.25             2                    1                      6
   16570672            6              6                   20111001                      20111101               2.25             5                    1                      5
   16570265            6              6                   20110701                      20110801               2.25             5                    1                      5
   16570364            6              6                   20110801                      20110901               2.25             5                    1                      5
   16570393            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570422            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570532            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570618           12              12                  20111001                      20111101               2.25             5                    2                      5
   16567734            6              6                   20110901                      20111001               2.25             5                    1                      5
   16567794            6              6                   20111001                      20111101               2.25             5                    1                      5
   16567854            6              6                   20110901                      20111001               2.25             5                    1                      5
   16567951            6              6                   20111001                      20111101               2.25             5                    1                      5
   16568170            6              6                   20111001                      20111101               2.25             5                    1                      5
   16568237            6              6                   20111001                      20111101               2.25             5                    1                      5
   16568786            6              6                   20110901                      20111001               2.25             5                    1                      5
   16568839            6              6                   20110701                      20110801               2.25             5                    1                      5
   16568938            6              6                   20111001                      20111101               2.25             5                    1                      5
   16568959            6              6                   20110901                      20111001               2.25             5                    1                      5
   16569006            6              6                   20111001                      20111101               2.25             6                    2                      6
   16569057            6              6                   20111001                      20111101               2.25             6                    2                      6
   16569147            6              6                   20111001                      20111101               2.25             5                    1                      5
   16567550            6              6                   20110901                      20111001               2.25             5                    1                      5
   16567583            6              6                   20110901                      20111001               2.25             5                    1                      5
   16567693            6              6                   20110901                      20111001               2.25             5                    1                      5
   16567714            6              6                   20111001                      20111101               2.25             5                    1                      5
   16567628            6              6                   20110901                      20111001               2.25             5                    1                      5
   16575280            6              6                   20111001                      20111101               2.25             5                    1                      5
   16575314            6              6                   20110901                      20111001               2.25             5                    1                      5
   16575317            6              6                   20110901                      20111001               2.25             5                    1                      5
   16575263            6              6                   20110901                      20111001               2.25             5                    1                      5
   16567389            6              6                   20111001                      20111101               2.25             5                    1                      5
   16567397            6              6                   20110901                      20111001               2.25             5                    1                      5
   15499345            6              6                   20100701                      20100801               2.25             5                    1                      5
   16672551           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672547           12              12                  20111001                      20111101               2.25             5                    2                      5
   16609682           12              12                  20090701                      20090801               2.25             2                    2                      6
   16609683           12              12                  20090901                      20091001               2.25             2                    2                      6
   16609687           12              12                  20090901                      20091001               2.25             2                    2                      6
   16692141           12              12                  20111101                      20111201               2.25             5                    2                      5
   16672540           12              12                  20111001                      20111101               2.25             5                    2                      5
   16208271           12              12                  20160501                      20160601               2.75             5                    2                      5
   16664190           12              12                  20110901                      20111001               2.25             5                    2                      5
   16609663           12              12                  20090701                      20090801               2.25             2                    2                      6
   16634781           12              12                  20111001                      20111101               2.25             5                    2                      5
   16664189           12              12                  20110801                      20110901               2.25             5                    2                      5
   16672515           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770526           12              12                  20110701                      20110801               2.25             5                    2                      5
   16609660           12              12                  20090901                      20091001               2.25             2                    2                      6
   16770519           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770516           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770505           12              12                  20111101                      20111201               2.25             5                    2                      5
   16718171           12              12                  20111101                      20111201               2.25             5                    2                      5
   16718160           12              12                  20111101                      20111201               2.25             5                    2                      5
   16718164           12              12                  20111101                      20111201               2.25             5                    2                      5
   16718166           12              12                  20111101                      20111201               2.25             5                    2                      5
   16649951           12              12                  20160901                      20161001               2.25             5                    2                      5
   16649952           12              12                  20160901                      20161001               2.25             5                    2                      5
   16649956           12              12                  20161001                      20161101               2.25             5                    2                      5
   16549104           12              12                  20070601                      20070701               2.75             2                    2                      6
   16549107           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549108           12              12                  20090401                      20090501               2.75             2                    2                      6
   16549109           12              12                  20130601                      20130701               2.75             6                    2                      6
   16549110           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549112           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549118           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549119           12              12                  20110501                      20110601               2.75             6                    2                      6
   16549120           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549122           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549124           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549125           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549126           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549128           12              12                  20090501                      20090601               2.75             2                    2                      6
   16549132           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549133           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549141           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549142           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549145           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549156           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549157           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549159           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549164           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549165           12              12                  20130601                      20130701               2.75             6                    2                      6
   16549170           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549171           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549175           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549180           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549181           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549185           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549187           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549196           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549202           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549205           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549208           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549209           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549219           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549221           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549224           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549232           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549245           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549247           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549249           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549251           12              12                  20130801                      20130901               2.75             6                    2                      6
   16549266           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549267           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549268           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549289           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549291           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549302           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549307           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549312           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549317           12              12                  20110801                      20110901               2.75             6                    2                      6
   16549318           12              12                  20090801                      20090901               2.75             2                    2                      6
   16549322           12              12                  20090801                      20090901               2.75             2                    2                      6
   16549326           12              12                  20090801                      20090901               2.75             2                    2                      6
   16665222            6              6                   20111101                      20111201               2.25             5                    1                      5
   16666581            6              6                   20111101                      20111201               2.25             5                    1                      5
   16666584            6              6                   20111101                      20111201               2.25             5                    1                      5
   16645815            6              6                   20131101                      20131201               2.25             5                    1                      5
   16645867            6              6                   20111101                      20111201               2.25             5                    1                      5
   16648150            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649627            6              6                   20111101                      20111201               2.25             5                    1                      5
   16649646            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649654            6              6                   20111201                      20120101               2.25             5                    1                      5
   16650851            6              6                   20111101                      20111201               2.25             5                    1                      5
   16650959            6              6                   20111001                      20111101               2.25             5                    1                      5
   16653676            6              6                   20111101                      20111201               2.25             5                    1                      5
   16655795            6              6                   20111001                      20111101               2.25             5                    1                      5
   16655816            6              6                   20111101                      20111201               2.25             5                    1                      5
   16655864            6              6                   20131101                      20131201               2.25             5                    1                      5
   16655735            6              6                   20111201                      20120101               2.25             5                    1                      5
   16658092            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658209            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658235            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658125            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658294            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663572            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663658            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663695            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663528            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663529            6              6                   20111101                      20111201               2.25             5                    1                      5
   16631254            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634036            6              6                   20111201                      20120101               2.25             5                    1                      5
   16634087            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634121            6              6                   20111101                      20111201               2.25             5                    1                      5
   16634123            6              6                   20111101                      20111201               2.25             5                    1                      5
   16633966            6              6                   20111101                      20111201               2.25             5                    1                      5
   16640596            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643394            6              6                   20111101                      20111201               2.25             5                    1                      5
   16643460            6              6                   20111101                      20111201               2.25             5                    1                      5
   16643502            6              6                   20111101                      20111201               2.25             5                    1                      5
   16643505            6              6                   20111101                      20111201               2.25             5                    1                      5
   16596088            6              6                   20111101                      20111201               2.25             5                    1                      5
   16596904            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597063            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601727            6              6                   20111101                      20111201               2.25             5                    1                      5
   16603700            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605512            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611141            6              6                   20111001                      20111101               2.25             5                    1                      5
   16615835            6              6                   20111101                      20111201               2.25             5                    1                      5
   16628550            6              6                   20111101                      20111201               2.25             5                    1                      5
   16649932           12              12                  20160901                      20161001               2.25             5                    2                      5
   16590880            6              6                   20111001                      20111101               2.25             5                    1                      5
   16574767            6              6                   20081001                      20081101              2.375             3                    1                      5
   16564845            6              6                   20110901                      20111001               2.25             5                    1                      5
   16029606            6              6                   20110301                      20110401               2.25             5                    1                      5
   16348977           12              12                  20110601                      20110701               2.5              5                    2                      5
   16564649            6              6                   20111001                      20111101               2.25             5                    1                      5
   16232929           12              12                  20120301                      20120401              1.875             5                    2                      5
   16564570           12              12                  20111001                      20111101               2.25             5                    2                      5
   16564507            6              6                   20111001                      20111101               2.25             5                    1                      5
   16468009            6              6                   20111001                      20111101               2.25             5                    1                      5
   16563193            6              6                   20090901                      20091001               2.25             2                    1                      6
   16562675            6              6                   20110901                      20111001               2.25             5                    1                      5
   16562676            6              6                   20110901                      20111001               2.25             5                    1                      5
   16562698            6              6                   20110901                      20111001               2.25             5                    1                      5
   16562394            6              6                   20110901                      20111001               2.25             5                    1                      5
   16552123            6              6                   20111001                      20111101               2.25             5                    1                      5
   16551755            6              6                   20110901                      20111001               2.25             5                    1                      5
   16551938            6              6                   20110901                      20111001               2.25             5                    1                      5
   16551623            6              6                   20110701                      20110801               2.25             6                    2                      6
   16551644            6              6                   20111001                      20111101               2.25             5                    1                      5
   16551691            6              6                   20111101                      20111201               2.25             5                    1                      5
   16551701            6              6                   20111001                      20111101               2.25             5                    1                      5
   16551737            6              6                   20130901                      20131001               2.25             5                    1                      5
   16550067            6              6                   20090901                      20091001               2.25             2                    1                      6
   16551520            6              6                   20111001                      20111101               2.25             6                    2                      6
   16389794            6              6                   20110901                      20111001               2.25             5                    1                      5
   16649924           12              12                  20130901                      20131001               2.25             5                    2                      5
   16649926           12              12                  20130901                      20131001               2.25             5                    2                      5
   16649927           12              12                  20160801                      20160901               2.25             5                    2                      5
   16649922           12              12                  20090901                      20091001               2.25             2                    2                      6
   16684835           12              12                  20130901                      20131001               2.25             5                    2                      5
   16649920           12              12                  20090901                      20091001               2.25             2                    2                      6
   16649921           12              12                  20090901                      20091001               2.25             2                    2                      6
   16132032           12              12                  20110401                      20110501               2.25             5                    2                      5
   16684801           12              12                  20131001                      20131101               2.25             5                    2                      5
   16684489           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684812           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649902           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649903           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649904           12              12                  20110901                      20111001               2.25             5                    2                      5
   16684816           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649906           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649907           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649908           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649909           12              12                  20090901                      20091001               2.25             2                    2                      6
   16649910           12              12                  20090801                      20090901               2.25             2                    2                      6
   16649913           12              12                  20090901                      20091001               2.25             2                    2                      6
   16649917           12              12                  20090901                      20091001               2.25             2                    2                      6
   16649919           12              12                  20090901                      20091001               2.25             2                    2                      6
   16704383           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684474           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684477           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704348           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684468           12              12                  20111001                      20111101               2.25             5                    2                      5
   16629144           12              12                  20110901                      20111001               2.25             5                    2                      5
   16629149           12              12                  20110501                      20110601               2.25             5                    2                      5
   16672415           12              12                  20110801                      20110901               2.25             5                    2                      5
   16629162           12              12                  20110801                      20110901               2.25             5                    2                      5
   16672416           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672417           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672419           12              12                  20111001                      20111101               2.25             5                    2                      5
   16629169           12              12                  20110901                      20111001               2.25             5                    2                      5
   16672420           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672422           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672423           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672424           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672426           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672427           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658443           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658447           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658451           12              12                  20111001                      20111101               2.25             5                    2                      5
   16684292           12              12                  20130901                      20131001               2.25             5                    2                      5
   16658455           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658463           12              12                  20110801                      20110901               2.25             5                    2                      5
   16658470           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658472           12              12                  20110901                      20111001               2.25             5                    2                      5
   16704519           12              12                  20091101                      20091201               2.25             2                    2                      6
   16658490           12              12                  20111001                      20111101               2.25             5                    2                      5
   16684515           12              12                  20111001                      20111101               2.25             5                    2                      5
   16684196           12              12                  20111001                      20111101               2.25             5                    2                      5
   16629134           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770409           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685423           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650774           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650775           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685426           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650776           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685427           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650777           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650778           12              12                  20111001                      20111101               2.25             5                    2                      5
   16789091           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789092           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789094           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789096           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789097           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789098           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789099           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770410           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770411           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770412           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673341           12              12                  20110801                      20110901               3.25             5                    2                      5
   16673342           12              12                  20110801                      20110901               3.25             5                    2                      5
   16673343           12              12                  20110801                      20110901               3.25             5                    2                      5
   16770381           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673344           12              12                  20110801                      20110901               3.25             5                    2                      5
   16770463           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770382           12              12                  20091101                      20091201               2.25             2                    2                      6
   16673345           12              12                  20110801                      20110901               3.25             5                    2                      5
   16770464           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770383           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673346           12              12                  20110801                      20110901               3.25             5                    2                      5
   16770465           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770384           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673347           12              12                  20110801                      20110901               3.25             5                    2                      5
   16347097           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770466           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770385           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673348           12              12                  20110801                      20110901               3.25             5                    2                      5
   16770386           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673349           12              12                  20110801                      20110901               3.25             5                    2                      5
   16770387           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770388           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770389           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662900           12              12                  20111001                      20111101               2.25             5                    2                      5
   16673350           12              12                  20110801                      20110901               2.75             5                    2                      5
   16662901           12              12                  20111001                      20111101               2.25             5                    2                      5
   16673351           12              12                  20110801                      20110901               2.25             5                    2                      5
   16662902           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770470           12              12                  20111101                      20111201               2.75             5                    2                      5
   16662903           12              12                  20111001                      20111101               2.25             5                    2                      5
   16673352           12              12                  20111001                      20111101               2.75             5                    2                      5
   16770471           12              12                  20111101                      20111201               3.25             2                    2                      5
   16770390           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673353           12              12                  20110801                      20110901               2.25             5                    2                      5
   16380637           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662904           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770472           12              12                  20111101                      20111201               3.25             2                    2                      5
   16770391           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673354           12              12                  20110801                      20110901               2.25             5                    2                      5
   16662905           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770473           12              12                  20111101                      20111201               2.75             5                    2                      5
   16770392           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662906           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770474           12              12                  20111101                      20111201               3.25             2                    2                      5
   16770393           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673356           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770475           12              12                  20111101                      20111201               3.25             2                    2                      5
   16770394           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673357           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770476           12              12                  20111101                      20111201               2.75             5                    2                      5
   16770395           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673358           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770396           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673359           12              12                  20110801                      20110901               2.25             5                    2                      5
   16770479           12              12                  20111101                      20111201               3.25             2                    2                      5
   16770398           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770399           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673360           12              12                  20110801                      20110901               2.25             5                    2                      5
   16673361           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770481           12              12                  20111201                      20120101               2.75             5                    2                      5
   16673363           12              12                  20110901                      20111001               2.75             5                    2                      5
   16673364           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770483           12              12                  20111101                      20111201               2.75             5                    2                      5
   16673365           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770484           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673366           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770485           12              12                  20111101                      20111201               2.75             5                    2                      5
   16673367           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770486           12              12                  20111101                      20111201               2.75             5                    2                      5
   16673368           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770487           12              12                  20111101                      20111201               2.75             5                    2                      5
   16673369           12              12                  20110901                      20111001               2.75             5                    2                      5
   16789100           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673370           12              12                  20111001                      20111101               2.25             5                    2                      5
   16673371           12              12                  20111001                      20111101               2.25             5                    2                      5
   16789102           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673372           12              12                  20111001                      20111101               2.25             5                    2                      5
   16789103           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789104           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789105           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789106           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789107           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789108           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789109           12              12                  20111201                      20120101               2.25             5                    2                      5
   16717849           12              12                  20110801                      20110901               2.25             5                    2                      5
   16677497           12              12                  20111001                      20111101               2.25             5                    2                      5
   16677498           12              12                  20111001                      20111101               2.25             5                    2                      5
   16677499           12              12                  20091001                      20091101               2.25             2                    2                      6
   16789110           12              12                  20111201                      20120101               2.25             5                    2                      5
   16789111           12              12                  20111201                      20120101               2.25             5                    2                      5
   16662850           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717850           12              12                  20111101                      20111201               2.25             5                    2                      5
   16789112           12              12                  20111201                      20120101               2.25             5                    2                      5
   16662851           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662852           12              12                  20111001                      20111101               2.25             5                    2                      5
   16789113           12              12                  20111201                      20120101               2.25             5                    2                      5
   16717851           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717852           12              12                  20111101                      20111201               2.25             5                    2                      5
   16789114           12              12                  20111201                      20120101               2.25             5                    2                      5
   16662853           12              12                  20110901                      20111001               2.25             5                    2                      5
   16789115           12              12                  20111201                      20120101               2.25             5                    2                      5
   16717853           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662854           12              12                  20111001                      20111101               2.25             5                    2                      5
   16717854           12              12                  20111101                      20111201               2.25             5                    2                      5
   16789116           12              12                  20111201                      20120101               2.25             5                    2                      5
   16717855           12              12                  20111101                      20111201               2.25             5                    2                      5
   16717856           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662857           12              12                  20111001                      20111101               2.25             5                    2                      5
   16789118           12              12                  20111201                      20120101               2.25             5                    2                      5
   16717857           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662858           12              12                  20110901                      20111001               2.25             5                    2                      5
   16789119           12              12                  20111201                      20120101               2.25             5                    2                      5
   16717858           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662859           12              12                  20111001                      20111101               2.25             5                    2                      5
   16717859           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662860           12              12                  20110901                      20111001               2.25             5                    2                      5
   16650728           12              12                  20111001                      20111101               2.25             5                    2                      5
   16717860           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662861           12              12                  20110901                      20111001               2.25             5                    2                      5
   16650729           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662862           12              12                  20110901                      20111001               2.25             5                    2                      5
   16789123           12              12                  20111201                      20120101               2.25             5                    2                      5
   16662863           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662864           12              12                  20111001                      20111101               2.25             5                    2                      5
   16789125           12              12                  20111201                      20120101               2.25             5                    2                      5
   16662865           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662866           12              12                  20110901                      20111001               2.25             5                    2                      5
   16789127           12              12                  20111201                      20120101               2.25             5                    2                      5
   16662867           12              12                  20110901                      20111001               2.25             5                    2                      5
   16789128           12              12                  20111201                      20120101               2.25             5                    2                      5
   16662868           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662869           12              12                  20110901                      20111001               2.25             5                    2                      5
   16650730           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650732           12              12                  20111001                      20111101               2.25             5                    2                      5
   16608614           12              12                  20110901                      20111001               2.25             5                    2                      5
   16650734           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650735           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650736           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650737           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662870           12              12                  20110901                      20111001               2.25             5                    2                      5
   16650738           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717870           12              12                  20161101                      20161201               2.75             5                    2                      5
   16662871           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717871           12              12                  20131101                      20131201               2.75             5                    2                      5
   16662872           12              12                  20090901                      20091001               2.25             2                    2                      6
   16717872           12              12                  20131101                      20131201               2.75             5                    2                      5
   16662873           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662874           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717873           12              12                  20111101                      20111201               2.75             5                    2                      5
   16717874           12              12                  20111101                      20111201               2.75             5                    2                      5
   16662875           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662876           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717875           12              12                  20111101                      20111201               2.75             5                    2                      5
   16717876           12              12                  20111101                      20111201               2.75             5                    2                      5
   16662877           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717877           12              12                  20091101                      20091201               3.75             2                    2                      6
   16662878           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717878           12              12                  20111101                      20111201               2.75             5                    2                      5
   16662879           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717879           12              12                  20111101                      20111201               2.75             5                    2                      5
   16650740           12              12                  20110901                      20111001               2.25             5                    2                      5
   16650742           12              12                  20110901                      20111001               2.25             5                    2                      5
   16650743           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650744           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650745           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650746           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650747           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662880           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650748           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650749           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717880           12              12                  20111101                      20111201               2.75             5                    2                      5
   16662881           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717881           12              12                  20110901                      20111001               3.25             5                    2                      5
   16662882           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662883           12              12                  20111001                      20111101               2.25             5                    2                      5
   16717882           12              12                  20111101                      20111201               2.75             5                    2                      5
   16717883           12              12                  20111101                      20111201               2.75             5                    2                      5
   16662884           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662885           12              12                  20110901                      20111001               2.25             5                    2                      5
   16717884           12              12                  20111101                      20111201               2.75             5                    2                      5
   16717885           12              12                  20111101                      20111201               2.75             5                    2                      5
   16662886           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662887           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662888           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662889           12              12                  20111001                      20111101               2.25             5                    2                      5
   16405022           12              12                  20111201                      20120101               2.25             5                    2                      5
   16685400           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650750           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685401           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650751           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685402           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685404           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650754           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650755           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685406           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650756           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685408           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662890           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650758           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650759           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685409           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662891           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770416           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770417           12              12                  20111101                      20111201               2.25             5                    2                      5
   16772011            6              6                   20111101                      20111201               2.25             5                    1                      5
   16731861            6              6                   20111101                      20111201               2.25             5                    1                      5
   16731935            6              6                   20111101                      20111201               2.25             5                    1                      5
   16732031            6              6                   20111101                      20111201               2.25             5                    1                      5
   16728653            6              6                   20111101                      20111201               2.25             5                    1                      5
   16729783            6              6                   20111101                      20111201               2.25             5                    1                      5
   16731502            6              6                   20091101                      20091201                5               2                    2                      6
   16549441            6              6                   20110901                      20111001               2.25             5                    1                      5
   16549443            6              6                   20110901                      20111001               2.25             5                    1                      5
   16549488            6              6                   20110601                      20110701               2.25             5                    1                      5
   16549515            6              6                   20110901                      20111001               2.25             5                    1                      5
   16377946            6              6                   20111001                      20111101               2.25             5                    1                      5
   16723416            6              6                   20111001                      20111101               2.25             6                    2                      6
   16723623            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723670            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723677            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723546            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723591            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723618            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723298            6              6                   20111101                      20111201               2.25             5                    1                      5
   16721959            6              6                   20110901                      20111001                5               6                    2                      6
   16721960            6              6                   20111101                      20111201               2.25             5                    1                      5
   16721873            6              6                   20111101                      20111201               2.75             6                    2                      6
   16722018            6              6                   20111101                      20111201               2.25             5                    1                      5
   16722062            6              6                   20111101                      20111201               2.25             5                    1                      5
   16722071            6              6                   20111101                      20111201               2.25             5                    1                      5
   16722081            6              6                   20111101                      20111201               2.25             5                    1                      5
   16722161            6              6                   20091101                      20091201               2.25             2                    1                      6
   16718415            6              6                   20110501                      20110601               2.25             6                    2                      6
   16718448            6              6                   20111101                      20111201               2.25             6                    2                      6
   16718515            6              6                   20111101                      20111201               2.25             5                    1                      5
   16718754            6              6                   20131101                      20131201               2.25             6                    2                      6
   16718759            6              6                   20111101                      20111201               2.25             6                    2                      6
   16718798            6              6                   20111101                      20111201               2.25             5                    1                      5
   16715044            6              6                   20080801                      20080901              2.375             3                    1                      5
   16715083            6              6                   20111001                      20111101               2.25             5                    1                      5
   16715190            6              6                   20111101                      20111201               2.25             5                    1                      5
   16715285            6              6                   20111101                      20111201               2.25             5                    1                      5
   16717254            6              6                   20111101                      20111201               2.75             6                    2                      6
   16718220            6              6                   20111101                      20111201               2.25             5                    1                      5
   16718276            6              6                   20111101                      20111201               2.25             5                    1                      5
   16710818            6              6                   20111101                      20111201               2.25             5                    1                      5
   16710827            6              6                   20111101                      20111201               2.25             6                    2                      6
   16710830            6              6                   20131101                      20131201               2.25             6                    2                      6
   16710839            6              6                   20111101                      20111201               2.25             5                    1                      5
   16710882            6              6                   20111001                      20111101               2.25             6                    2                      6
   16710924            6              6                   20111101                      20111201               2.25             5                    1                      5
   16710972            6              6                   20111101                      20111201               2.25             5                    1                      5
   16711057            6              6                   20111101                      20111201               2.25             5                    1                      5
   16711072            6              6                   20111101                      20111201               2.25             6                    2                      6
   16711168            6              6                   20111101                      20111201               2.25             5                    1                      5
   16711173            6              6                   20111101                      20111201               2.25             5                    1                      5
   16711238            6              6                   20111101                      20111201               2.25             5                    1                      5
   16711240            6              6                   20111101                      20111201               2.25             6                    2                      6
   16711354            6              6                   20111101                      20111201               2.25             5                    1                      5
   16713773            6              6                   20111101                      20111201               2.25             5                    1                      5
   16713797            6              6                   20111101                      20111201               2.25             5                    1                      5
   16713907            6              6                   20111101                      20111201               2.25             5                    1                      5
   16713990            6              6                   20111101                      20111201               2.25             5                    1                      5
   16714192            6              6                   20111101                      20111201               2.25             5                    1                      5
   16714726            6              6                   20111101                      20111201               2.25             5                    1                      5
   16714753            6              6                   20111101                      20111201               2.25             5                    1                      5
   16710245            6              6                   20111101                      20111201               2.25             5                    1                      5
   16710900            6              6                   20111101                      20111201               2.25             5                    1                      5
   16710105            6              6                   20111101                      20111201               2.25             6                    2                      6
   16710144            6              6                   20111101                      20111201               2.25             5                    1                      5
   16709662            6              6                   20131101                      20131201               2.25             5                    1                      5
   16709710            6              6                   20091101                      20091201               2.25             2                    1                      6
   16706741            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706811            6              6                   20111101                      20111201               2.25             5                    1                      5
   16707247            6              6                   20111001                      20111101               2.25             6                    2                      6
   16707718            6              6                   20111101                      20111201               2.25             5                    1                      5
   16707784           12              12                  20111101                      20111201               2.25             5                    2                      5
   16707842            6              6                   20111101                      20111201               2.25             6                    2                      6
   16704133            6              6                   20161101                      20161201               2.25             6                    2                      6
   16704171            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704229            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704277            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704287            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704628            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704696            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706494            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706519            6              6                   20111101                      20111201               2.25             6                    2                      6
   16706525            6              6                   20111101                      20111201               2.25             6                    2                      6
   16706542            6              6                   20111001                      20111101               2.25             6                    2                      6
   16706553            6              6                   20111101                      20111201               2.25             6                    2                      6
   16706610            6              6                   20111001                      20111101               2.25             6                    2                      6
   16697912            6              6                   20111101                      20111201               2.25             6                    2                      6
   16703985            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704090            6              6                   20131101                      20131201               2.25             5                    1                      5
   16704110            6              6                   20091101                      20091201               2.25             2                    1                      6
   16775765            6              6                   20111201                      20120101               2.25             5                    1                      5
   16776347            6              6                   20111201                      20120101               2.25             5                    1                      5
   16776450            6              6                   20111201                      20120101               2.25             5                    1                      5
   16787163            6              6                   20111201                      20120101               2.25             5                    1                      5
   16549204           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549206           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549210           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549211           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549212           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549213           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549215           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549216           12              12                  20080701                      20080801               2.75             2                    2                      6
   16549217           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549220           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549222           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549223           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549226           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549227           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549229           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549230           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549231           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549233           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549234           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549235           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549236           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549237           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549239           12              12                  20130801                      20130901               2.75             6                    2                      6
   16549240           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549241           12              12                  20070801                      20070901               2.75             2                    2                      6
   16549242           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549243           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549244           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549248           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549252           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549253           12              12                  20130801                      20130901               2.75             6                    2                      6
   16549254           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549255           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549257           12              12                  20130801                      20130901               2.75             6                    2                      6
   16549258           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549259           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549260           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549261           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549262           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549264           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549265           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549271           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549272           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549273           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549274           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549275           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549276           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549277           12              12                  20090801                      20090901               2.75             2                    2                      6
   16549278           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549279           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549280           12              12                  20090801                      20090901               2.75             2                    2                      6
   16549281           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549282           12              12                  20080701                      20080801               2.75             2                    2                      6
   16549283           12              12                  20090801                      20090901               2.75             2                    2                      6
   16549284           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549285           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549286           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549287           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549288           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549292           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549293           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549295           12              12                  20130801                      20130901               2.75             6                    2                      6
   16549296           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549297           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549298           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549300           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549301           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549303           12              12                  20110801                      20110901               2.75             6                    2                      6
   16549304           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549305           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549308           12              12                  20110801                      20110901               2.75             6                    2                      6
   16549309           12              12                  20130801                      20130901               2.75             6                    2                      6
   16549310           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549311           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549313           12              12                  20080701                      20080801               2.75             2                    2                      6
   16549314           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549319           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549321           12              12                  20090801                      20090901               2.75             2                    2                      6
   16549323           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549324           12              12                  20090801                      20090901               2.75             2                    2                      6
   16549325           12              12                  20090801                      20090901               2.75             2                    2                      6
   16549100           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549101           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549102           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549103           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549106           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549113           12              12                  20090401                      20090501               2.75             2                    2                      6
   16549114           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549115           12              12                  20090801                      20090901               2.75             2                    2                      6
   16549116           12              12                  20110501                      20110601               2.75             6                    2                      6
   16549117           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549121           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549123           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549134           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549135           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549136           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549137           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549138           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549139           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549140           12              12                  20130601                      20130701               2.75             6                    2                      6
   16549144           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549146           12              12                  20130801                      20130901               2.75             6                    2                      6
   16549147           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549148           12              12                  20090601                      20090701               2.75             2                    2                      6
   16549149           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549150           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549151           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549152           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549153           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549154           12              12                  20130601                      20130701               2.75             6                    2                      6
   16549158           12              12                  20130601                      20130701               2.75             6                    2                      6
   16549160           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549163           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549166           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549167           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549168           12              12                  20070601                      20070701               2.75             2                    2                      6
   16549169           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549177           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549178           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549179           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549182           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549183           12              12                  20130601                      20130701               2.75             6                    2                      6
   16549184           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549186           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549188           12              12                  20090701                      20090801               2.75             2                    2                      6
   16549189           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549190           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549191           12              12                  20130801                      20130901               2.75             6                    2                      6
   16549192           12              12                  20110801                      20110901               2.75             6                    2                      6
   16549193           12              12                  20110801                      20110901               2.75             6                    2                      6
   16549194           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549195           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549197           12              12                  20080701                      20080801               2.75             2                    2                      6
   16549199           12              12                  20110701                      20110801               2.75             6                    2                      6
   16549200           12              12                  20110601                      20110701               2.75             6                    2                      6
   16549201           12              12                  20130701                      20130801               2.75             6                    2                      6
   16549203           12              12                  20130601                      20130701               2.75             6                    2                      6
   16666521            6              6                   20111101                      20111201               2.25             5                    1                      5
   16671370            6              6                   20111101                      20111201               2.25             5                    1                      5
   16727981            6              6                   20111201                      20120101               2.25             5                    1                      5
   16728186            6              6                   20111201                      20120101               2.25             5                    1                      5
   16731337            6              6                   20111201                      20120101               2.25             5                    1                      5
   16710613            6              6                   20111201                      20120101               2.25             5                    1                      5
   16713499            6              6                   20111201                      20120101               2.25             5                    1                      5
   16714664            6              6                   20111201                      20120101               2.25             5                    1                      5
   16716245            6              6                   20111201                      20120101               2.25             5                    1                      5
   16697279            6              6                   20111201                      20120101               2.25             5                    1                      5
   16700047            6              6                   20111201                      20120101               2.25             5                    1                      5
   16706330            6              6                   20111101                      20111201               2.25             5                    1                      5
   16707371            6              6                   20111201                      20120101               2.25             5                    1                      5
   16709234            6              6                   20131201                      20140101               2.25             5                    1                      5
   16709323            6              6                   20111201                      20120101               2.25             5                    1                      5
   16691981            6              6                   20111101                      20111201               2.25             5                    1                      5
   16691825            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693091            6              6                   20091201                      20100101               2.25             2                    1                      6
   16693274            6              6                   20111101                      20111201               2.25             5                    1                      5
   16695691            6              6                   20111201                      20120101               2.25             5                    1                      5
   16695811            6              6                   20111201                      20120101               2.25             5                    1                      5
   16695844            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685302            6              6                   20111101                      20111201               2.25             5                    1                      5
   16683733            6              6                   20111201                      20120101               2.25             5                    1                      5
   16687910            6              6                   20111201                      20120101               2.25             5                    1                      5
   16687844            6              6                   20161201                      20170101               2.25             5                    1                      5
   16687968            6              6                   20111101                      20111201               2.25             5                    1                      5
   16671400            6              6                   20111101                      20111201               2.25             5                    1                      5
   16671404            6              6                   20111201                      20120101               2.25             5                    1                      5
   16676363            6              6                   20111201                      20120101               2.25             5                    1                      5
   16676389            6              6                   20111201                      20120101               2.25             5                    1                      5
   16679040            6              6                   20111201                      20120101               2.25             5                    1                      5
   16679030            6              6                   20111101                      20111201               2.25             5                    1                      5
   16679211            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681010            6              6                   20131101                      20131201               2.25             5                    1                      5
   16681073            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681141            6              6                   20111201                      20120101               2.25             5                    1                      5
   16681174            6              6                   20111101                      20111201               2.25             5                    1                      5
   16683767            6              6                   20111101                      20111201               2.25             5                    1                      5
   16001495            6              6                   20110201                      20110301               2.25             5                    1                      5
   16684787           12              12                  20111001                      20111101               2.25             5                    2                      5
   16708220           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684797           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684798           12              12                  20111001                      20111101               2.25             5                    2                      5
   16629124           12              12                  20110901                      20111001               2.25             5                    2                      5
   16664037           12              12                  20111001                      20111101               2.25             5                    2                      5
   16629127           12              12                  20110901                      20111001               2.25             5                    2                      5
   16629128           12              12                  20110901                      20111001               2.25             5                    2                      5
   16708332           12              12                  20111101                      20111201               2.25             5                    2                      5
   16546428            6              6                   20111001                      20111101               2.25             6                    2                      6
   16546459            6              6                   20110901                      20111001               2.25             5                    1                      5
   16546465            6              6                   20110901                      20111001               2.25             5                    2                      5
   16545340            6              6                   20110601                      20110701               2.25             5                    1                      5
   16545342            6              6                   20110601                      20110701               2.25             5                    1                      5
   16544147            6              6                   20110901                      20111001               2.25             5                    1                      5
   16544229            6              6                   20110901                      20111001               2.25             5                    1                      5
   16544235            6              6                   20110901                      20111001               2.25            5.5                   1                      5
   16545471            6              6                   20111001                      20111101               2.25             5                    1                      5
   16545476            6              6                   20111101                      20111201               2.25             5                    1                      5
   16545994            6              6                   20110901                      20111001               2.25             5                    1                      5
   16545037           12              12                  20090901                      20091001               2.25             2                    2                      6
   16545056            6              6                   20110901                      20111001               2.25             5                    1                      5
   16545063            6              6                   20110901                      20111001               2.25             6                    2                      6
   16546204           12              12                  20111001                      20111101               2.25             5                    2                      5
   16544008            6              6                   20110901                      20111001               2.25             5                    1                      5
   16544014            6              6                   20110901                      20111001               2.25             5                    1                      5
   16544048            6              6                   20111001                      20111101               2.25             5                    1                      5
   16540343            6              6                   20111001                      20111101               2.25             5                    1                      5
   16540413            6              6                   20110701                      20110801               2.25             5                    1                      5
   16540851            6              6                   20111001                      20111101               2.25             5                    1                      5
   16468506            6              6                   20111001                      20111101               2.25             5                    1                      5
   16468509            6              6                   20110901                      20111001               2.25             5                    1                      5
   16540173            6              6                   20110901                      20111001               2.25             5                    1                      5
   16540186            6              6                   20110901                      20111001               2.25             5                    1                      5
   16540221            6              6                   20110801                      20110901               2.25             5                    1                      5
   16468084            6              6                   20091001                      20091101               2.25             2                    1                      6
   16468099            6              6                   20110801                      20110901               2.25             5                    1                      5
   16468348            6              6                   20110801                      20110901               2.25             5                    1                      5
   16422833            6              6                   20110901                      20111001               2.25             5                    1                      5
   16422875            6              6                   20110801                      20110901               2.25             5                    1                      5
   16422694           12              12                  20111001                      20111101               2.25             5                    2                      5
   16420115            6              6                   20110801                      20110901               2.25             5                    1                      5
   16420123            6              6                   20110901                      20111001               2.25             5                    1                      5
   16419352            6              6                   20110801                      20110901               2.25             5                    1                      5
   16419638            6              6                   20110901                      20111001               2.25             5                    1                      5
   16407198            6              6                   20110801                      20110901               2.25             5                    1                      5
   16406836            6              6                   20110801                      20110901               2.25             5                    1                      5
   16405521            6              6                   20110801                      20110901               2.25             5                    1                      5
   16405554           12              12                  20111001                      20111101               2.25             5                    2                      5
   16405601            6              6                   20111001                      20111101               2.25             5                    1                      5
   16404460            6              6                   20110801                      20110901               2.25             5                    1                      5
   16404341            6              6                   20110901                      20111001               2.25             5                    1                      5
   16402724            6              6                   20110901                      20111001               2.25             5                    1                      5
   16402818            6              6                   20110801                      20110901               2.25             5                    1                      5
   16402340            6              6                   20110801                      20110901               2.25             5                    1                      5
   16402039            6              6                   20111001                      20111101               2.25             5                    1                      5
   16401936            6              6                   20110801                      20110901               2.25             5                    1                      5
   16713963            6              6                   20111101                      20111201               2.25             5                    1                      5
   16713895            6              6                   20111101                      20111201               2.25             5                    1                      5
   15985573            6              6                   20110101                      20110201               2.25             6                    2                      6
   16713593            6              6                   20111101                      20111201               2.25             6                    2                      6
   16713566            6              6                   20111101                      20111201               2.25             6                    2                      6
   16711204            6              6                   20111101                      20111201               2.25             5                    1                      5
   16344507            6              6                   20110901                      20111001               2.25             5                    1                      5
   16342525           12              12                  20110701                      20110801               2.25             5                    2                      5
   16341970            6              6                   20110801                      20110901               2.25             5                    1                      5
   16339274            6              6                   20110701                      20110801               2.25             5                    1                      5
   16339323            6              6                   20111001                      20111101               2.25             6                    2                      6
   16339186            6              6                   20130801                      20130901               2.25             5                    1                      5
   16339239            6              6                   20110701                      20110801               2.25             5                    1                      5
   16329978            6              6                   20111001                      20111101               2.25             5                    1                      5
   16329820            6              6                   20110601                      20110701               2.25             5                    1                      5
   16329673            6              6                   20110701                      20110801               2.25             5                    1                      5
   16323371            6              6                   20110601                      20110701               2.25             5                    1                      5
   16306421            6              6                   20110701                      20110801               2.25             5                    1                      5
   16303796            6              6                   20110501                      20110601               2.25             5                    1                      5
   16300682            6              6                   20110601                      20110701               2.25             5                    1                      5
   16300517            6              6                   20160601                      20160701               2.25             5                    1                      5
   16300473            6              6                   20110701                      20110801               2.25             5                    1                      5
   16296595            6              6                   20110701                      20110801               2.25             5                    1                      5
   16295703            6              6                   20110201                      20110301               2.25             5                    1                      5
   16295338            6              6                   20110701                      20110801               2.25             5                    1                      5
   16290952            6              6                   20110701                      20110801               2.25             5                    1                      5
   16235375            6              6                   20110701                      20110801               2.25             5                    1                      5
   16235036            6              6                   20110601                      20110701               2.25             5                    1                      5
   16233605            6              6                   20110601                      20110701               2.25             5                    1                      5
   16230570            6              6                   20110501                      20110601               2.25             5                    1                      5
   16659250            6              6                   20111001                      20111101               2.25             5                    1                      5
   16659256            6              6                   20110901                      20111001                5               6                    2                      6
   16659272            6              6                   20111001                      20111101               2.25             5                    1                      5
   16659274            6              6                   20111001                      20111101               2.25             5                    1                      5
   16659321            6              6                   20110901                      20111001               2.25             5                    1                      5
   16659120            6              6                   20111001                      20111101               2.25             5                    1                      5
   16659131            6              6                   20111001                      20111101               2.25             5                    1                      5
   16659212            6              6                   20131001                      20131101               2.25             5                    1                      5
   16659221            6              6                   20111101                      20111201               2.25             5                    1                      5
   16659047            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658696            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658783            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658889            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658899            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658919            6              6                   20111001                      20111101               2.25             6                    2                      6
   16658483            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658497            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658500            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658515            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658939            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658955            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658994            6              6                   20111001                      20111101               2.25             5                    1                      5
   16659007            6              6                   20111101                      20111201               2.25             5                    1                      5
   16659021            6              6                   20111001                      20111101               2.25             5                    1                      5
   16659023            6              6                   20111001                      20111101               2.25             5                    1                      5
   16659024            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658556            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658565            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658569            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658613            6              6                   20091101                      20091201               2.25             2                    1                      6
   16658623            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658629            6              6                   20131101                      20131201               2.25             5                    1                      5
   16656849            6              6                   20111001                      20111101               2.25             6                    2                      6
   16656946            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656986            6              6                   20131001                      20131101               2.25             5                    1                      5
   16658421            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658424            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658429            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658435            6              6                   20110901                      20111001               2.25             5                    1                      5
   16658477            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658363            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658374            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658418            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656632            6              6                   20111101                      20111201               2.25             5                    1                      5
   16656648            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656661            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656737            6              6                   20111101                      20111201               2.25             5                    1                      5
   16656844            6              6                   20111001                      20111101               2.25             6                    2                      6
   16656540            6              6                   20110801                      20110901               2.25             5                    1                      5
   16656462           12              12                  20111001                      20111101               2.25             5                    2                      5
   16656504            6              6                   20110801                      20110901               2.25             5                    1                      5
   16656514            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656531            6              6                   20110801                      20110901               2.25             5                    1                      5
   16656261            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656292            6              6                   20111001                      20111101               2.25             6                    2                      6
   16656311            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656320            6              6                   20131001                      20131101               2.25             5                    1                      5
   16656329            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656333            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656340            6              6                   20111101                      20111201               2.25             5                    1                      5
   16656390            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656400            6              6                   20131001                      20131101               2.25             5                    1                      5
   16651822            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654484            6              6                   20131101                      20131201               2.25             5                    1                      5
   16653825            6              6                   20111001                      20111101               2.25             5                    1                      5
   16653833            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654550            6              6                   20111101                      20111201               2.25             5                    1                      5
   16655962            6              6                   20111001                      20111101               2.25             5                    1                      5
   16655979            6              6                   20111101                      20111201               2.25             5                    1                      5
   16653856            6              6                   20111001                      20111101               2.25             5                    1                      5
   16653890            6              6                   20111001                      20111101               2.25             5                    1                      5
   16653949            6              6                   20111001                      20111101               2.25             5                    1                      5
   16653963            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654011            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654016            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654054            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654055            6              6                   20111101                      20111201               2.25             5                    1                      5
   16654072            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654086            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654089            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654113            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654121            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654137           12              12                  20111001                      20111101               2.25             5                    1                      5
   16654150            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654162            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654193            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654199            6              6                   20091001                      20091101               2.25             2                    1                      6
   16654245            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654302            6              6                   20110901                      20111001               2.25             5                    1                      5
   16655985            6              6                   20131101                      20131201               2.25             5                    1                      5
   16655989            6              6                   20111001                      20111101               2.25             5                    1                      5
   16655990            6              6                   20111101                      20111201               2.25             5                    1                      5
   16655999            6              6                   20110901                      20111001               2.25             5                    1                      5
   16656011            6              6                   20160901                      20161001               2.25             6                    2                      6
   16656022            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656086            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656101            6              6                   20111101                      20111201               2.25             5                    1                      5
   16656125            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656144            6              6                   20111101                      20111201               2.25             5                    1                      5
   16654360           12              12                  20111001                      20111101               2.25             5                    2                      5
   16656160            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654401            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654410            6              6                   20111101                      20111201               2.25             5                    1                      5
   16651668            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651734            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650400            6              6                   20111101                      20111201               2.25             5                    1                      5
   16651466            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651474            6              6                   20131101                      20131201               2.25             5                    1                      5
   16651487            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651497            6              6                   20110901                      20111001               2.25             5                    1                      5
   16650454            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650491            6              6                   20111101                      20111201               2.25             5                    1                      5
   16651527            6              6                   20110901                      20111001               2.25             5                    1                      5
   16650532            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650577            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651555            6              6                   20080901                      20081001                5               2                    2                      6
   16651590            6              6                   20111001                      20111101               2.25             6                    2                      6
   16651593            6              6                   20111101                      20111201               2.25             5                    1                      5
   16650619            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651125            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651130            6              6                   20111001                      20111101               2.25             6                    2                      6
   16651154            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651183            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651190            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651235            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651259            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651261            6              6                   20111101                      20111201               2.25             5                    1                      5
   16651286            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651307            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651359            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651360            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651408            6              6                   20111001                      20111101               2.25             6                    2                      6
   16651434            6              6                   20111101                      20111201               2.25             5                    1                      5
   16651436            6              6                   20111101                      20111201               2.25             5                    1                      5
   16651452            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650037            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650042            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648650            6              6                   20111101                      20111201               2.25             5                    1                      5
   16648667            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648689            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648691            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648706            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648714            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648716            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648736            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650062            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650087            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650097            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650106            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650114            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648770            6              6                   20111101                      20111201               2.25             5                    1                      5
   16650171            6              6                   20110901                      20111001               2.25             5                    1                      5
   16648786            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648790            6              6                   20111101                      20111201               2.25             5                    1                      5
   16648804           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650200            6              6                   20111101                      20111201               2.25             5                    1                      5
   16650204            6              6                   20091001                      20091101               2.25             2                    1                      6
   16650219            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650222            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650245            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650251            6              6                   20161001                      20161101               2.25             2                    1                      5
   16648860            6              6                   20110901                      20111001               2.25             6                    2                      6
   16648864            6              6                   20110901                      20111001               2.25             5                    1                      5
   16648868            6              6                   20111001                      20111101               2.75             6                    2                      6
   16648907            6              6                   20110901                      20111001               2.75             6                    2                      6
   16648990            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649003            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649020            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649034            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649092            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650301            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649137            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649145            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650314            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650348           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650354            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649915           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649928            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649954            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649959            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649961            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649971            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649973            6              6                   20131001                      20131101               2.25             5                    1                      5
   16649976            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649987            6              6                   20110901                      20111001               2.25             5                    1                      5
   16649993            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650002            6              6                   20110901                      20111001               2.25             5                    1                      5
   16650004            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646678            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646679            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646720            6              6                   20110901                      20111001               2.25             5                    1                      5
   16648423            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648444            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648460            6              6                   20091001                      20091101               2.25             2                    1                      6
   16648467            6              6                   20131001                      20131101               2.25             5                    1                      5
   16648502            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648354            6              6                   20110901                      20111001               2.25             6                    2                      6
   16648366            6              6                   20110901                      20111001               2.25             6                    2                      6
   16648508            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648386            6              6                   20110901                      20111001               2.25             6                    2                      6
   16648389            6              6                   20110901                      20111001               2.25             6                    2                      6
   16648397            6              6                   20110901                      20111001               2.25             6                    2                      6
   16648400            6              6                   20110901                      20111001               2.75             6                    2                      6
   16648544            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648569            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646640            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646641            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646632            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646384            6              6                   20131001                      20131101               2.25             5                    1                      5
   16646396            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646405            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646412            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646449            6              6                   20131001                      20131101               2.25             5                    1                      5
   16646474            6              6                   20131001                      20131101               2.25             5                    1                      5
   16646485            6              6                   20131001                      20131101               2.25             5                    1                      5
   16646555            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646581            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646586            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646591            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646596            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646599            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646603            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646608            6              6                   20111001                      20111101               2.25             5                    1                      5
   16644167            6              6                   20111001                      20111101               2.25             5                    1                      5
   16645959            6              6                   20111001                      20111101               2.25             5                    1                      5
   16645981            6              6                   20091001                      20091101               2.25             2                    1                      6
   16646288            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646010            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646031            6              6                   20111001                      20111101               2.25             6                    2                      6
   16646067            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646070            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646074            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646101            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646130           12              12                  20111001                      20111101               2.25             5                    2                      5
   16646156            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646183            6              6                   20110801                      20110901               2.25             5                    1                      5
   16646212            6              6                   20131101                      20131201               2.25             5                    1                      5
   16646213            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646220            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646240            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646257            6              6                   20111001                      20111101               2.25             5                    1                      5
   16644046            6              6                   20111001                      20111101               2.25             5                    1                      5
   16644076            6              6                   20111001                      20111101               2.25             5                    1                      5
   16644081            6              6                   20111001                      20111101               2.25             5                    1                      5
   16644091            6              6                   20111001                      20111101               2.25             5                    1                      5
   16644020            6              6                   20111001                      20111101               2.25             5                    1                      5
   16644030            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643804            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643860            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643872            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643526            6              6                   20111001                      20111101               2.75             6                    2                      6
   16643530            6              6                   20111001                      20111101               2.25             6                    2                      6
   16643532            6              6                   20110901                      20111001               2.25             6                    2                      6
   16643875            6              6                   20091001                      20091101               2.25             2                    1                      6
   16643900            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643934            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643556            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643727            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643738            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643743            6              6                   20111001                      20111101               2.25             6                    2                      6
   16643750            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643751            6              6                   20111001                      20111101               2.25             6                    2                      6
   16643774            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638929            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638932            6              6                   20111001                      20111101              5.425             5                    1                      5
   16638947            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638952            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641073            6              6                   20110901                      20111001               2.25             5                    1                      5
   16641086            6              6                   20111101                      20111201               2.25             5                    1                      5
   16641089            6              6                   20110901                      20111001               2.25             5                    1                      5
   16638970            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638979            6              6                   20161001                      20161101               2.25             5                    1                      5
   16640685            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640692            6              6                   20110901                      20111001               2.25             5                    1                      5
   16640722            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641117            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641123            6              6                   20110901                      20111001               2.25             5                    1                      5
   16640726            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640756           12              12                  20111001                      20111101               2.25             5                    1                      5
   16640819            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640835            6              6                   20131001                      20131101               2.25             5                    1                      5
   16640840           12              12                  20110801                      20110901               2.25             5                    2                      5
   16640849            6              6                   20161001                      20161101               2.25             6                    2                      6
   16640873            6              6                   20091001                      20091101               2.25             2                    1                      6
   16641195            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641201            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641203            6              6                   20110901                      20111001               2.25             5                    1                      5
   16641208            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640917            6              6                   20110901                      20111001               2.25             6                    2                      6
   16640927            6              6                   20110901                      20111001               2.25             6                    2                      6
   16640929            6              6                   20091001                      20091101               2.25             2                    1                      6
   16641254            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640937            6              6                   20091001                      20091101               2.25             2                    2                      6
   16640975            6              6                   20111101                      20111201               2.25             5                    1                      5
   16641020            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638515            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634457            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634501            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634510            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634534            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634544            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634610            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634628            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634652            6              6                   20131001                      20131101               2.25             5                    1                      5
   16638550            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638576            6              6                   20110901                      20111001               2.25             5                    1                      5
   16634722            6              6                   20110901                      20111001               2.25             5                    1                      5
   16638592            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638633            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638668           12              12                  20111001                      20111101               2.75             5                    2                      5
   16638669           12              12                  20111001                      20111101               2.25             5                    2                      5
   16638675            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638686            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634761            6              6                   20110901                      20111001               2.25             5                    1                      5
   16634769            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634776            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634782            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634800            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638709            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638180            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638221            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638251            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638310            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638311            6              6                   20110901                      20111001               2.25             6                    2                      6
   16638319            6              6                   20111001                      20111101               2.25             6                    2                      6
   16638359            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638369            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638407            6              6                   20110901                      20111001               2.25             5                    1                      5
   16638422            6              6                   20131001                      20131101               2.25             5                    1                      5
   16638436            6              6                   20111001                      20111101               2.25             1                    1                      6
   16638481            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638482            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638793            6              6                   20110901                      20111001               2.25             5                    1                      5
   16638852            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629011            6              6                   20111101                      20111201               2.25             5                    1                      5
   16629015            6              6                   20130901                      20131001               2.25             5                    1                      5
   16629097            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629103            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629106            6              6                   20111001                      20111101               2.25             6                    2                      6
   16629115            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629129            6              6                   20111001                      20111101               2.25             6                    2                      6
   16629145            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632638            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632643            6              6                   20111101                      20111201               2.25             5                    1                      5
   16629202            6              6                   20111001                      20111101               2.25             6                    2                      6
   16632718            6              6                   20131001                      20131101               2.25             5                    1                      5
   16629223            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629236            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629237            6              6                   20131001                      20131101               2.25             5                    1                      5
   16629245            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632833            6              6                   20131001                      20131101               2.25             5                    1                      5
   16632860            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632867            6              6                   20130901                      20131001               2.25             6                    2                      6
   16632869            6              6                   20130901                      20131001               2.25             6                    2                      6
   16632882            6              6                   20130901                      20131001               2.25             5                    1                      5
   16632888            6              6                   20130901                      20131001               2.25             6                    2                      6
   16632990            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632992            6              6                   20110901                      20111001               2.25             6                    2                      6
   16633003            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629311            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632253            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632255            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632263            6              6                   20111101                      20111201               2.25             5                    1                      5
   16632281            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633013            6              6                   20110901                      20111001               2.75             6                    2                      6
   16633014            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633020            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632321            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632341            6              6                   20110901                      20111001               2.25             5                    1                      5
   16633080            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633088            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633105            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633120            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633161            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634201            6              6                   20111001                      20111101               2.25             6                    2                      6
   16632366            6              6                   20111001                      20111101               2.25             6                    2                      6
   16634215            6              6                   20111001                      20111101               2.25             6                    2                      6
   16634236            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632398            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632404            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632422            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632423            6              6                   20081001                      20081101              2.375             3                    1                      5
   16632429            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632432            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632441            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632453            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632458            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634265            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634298            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634302            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634335            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634340            6              6                   20110901                      20111001               2.25             6                    2                      6
   16632501            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632516            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632522            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632539            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632590            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632615            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634348            6              6                   20110901                      20111001               2.75             6                    2                      6
   16634373            6              6                   20111001                      20111101               2.25             6                    2                      6
   16616547            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616566            6              6                   20110901                      20111001               2.25             6                    2                      6
   16616628            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628691            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628735            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628881            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628914            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628934            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628956            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628765            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628799            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628827            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628859            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628973            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628984            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628992            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629008            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616450            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616465            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616514            6              6                   20111001                      20111101               2.25             6                    2                      6
   16616524            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616540            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616472            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616483            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616210            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616245            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616291            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616299            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616327            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616353           12              12                  20111001                      20111101               2.25             5                    2                      5
   16615952            6              6                   20110601                      20110701               2.25             5                    1                      5
   16615979           12              12                  20111001                      20111101               2.25             5                    2                      5
   16615987            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612776            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612781            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612802            6              6                   20110901                      20111001               2.25             5                    1                      5
   16612905            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612922            6              6                   20111001                      20111101               2.25             6                    2                      6
   16612939            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612959            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616012            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616048            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616064            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616072            6              6                   20110901                      20111001               2.25             5                    1                      5
   16616083            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616088            6              6                   20110901                      20111001               2.25             5                    1                      5
   16612970            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612973            6              6                   20110901                      20111001               2.25             6                    2                      6
   16612991            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613000            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613019            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613020            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613037            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613098            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613113            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616109            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616146            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613142            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613146            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613165            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613173            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613177            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616176            6              6                   20131001                      20131101               2.25             1                    1                      5
   16616183           12              12                  20111001                      20111101               2.75             5                    2                      5
   16613181            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613247            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613250            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613274            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612667            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612678           12              12                  20111101                      20111201               2.25             5                    2                      5
   16612686            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612705            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611292            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611654            6              6                   20111001                      20111101               2.25             6                    2                      6
   16611688            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611328            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611331            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611339            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611350            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611379            6              6                   20090901                      20091001               2.25             2                    1                      6
   16611438            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611489            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611721           12              12                  20111001                      20111101               2.25             5                    2                      5
   16611507            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611618            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611785            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611804            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611849            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611862            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611863            6              6                   20091001                      20091101               2.25             2                    1                      6
   16612617            6              6                   20110901                      20111001               2.25             6                    2                      6
   16612623            6              6                   20160901                      20161001               2.25             6                    2                      6
   16609919            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610012            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610019           12              12                  20110901                      20111001               2.25             5                    2                      5
   16610040            6              6                   20111101                      20111201               2.25             5                    1                      5
   16610072            6              6                   20110901                      20111001               2.25             5                    1                      5
   16610081            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610103            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610135            6              6                   20131001                      20131101               2.25             5                    1                      5
   16610141            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610182            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610222            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611235           12              12                  20111001                      20111101               2.25             6                    2                      6
   16611279            6              6                   20110901                      20111001               2.25             5                    1                      5
   16610308            6              6                   20110801                      20110901               2.25             5                    1                      5
   16610309            6              6                   20110801                      20110901               2.25             5                    1                      5
   16611189            6              6                   20110901                      20111001               2.25             5                    1                      5
   16611210            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611211            6              6                   20110901                      20111001               2.25             5                    1                      5
   16609828            6              6                   20110901                      20111001               2.25             5                    1                      5
   16609856            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609883            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609902            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609712            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609731            6              6                   20111001                      20111101               2.25             5                    1                      5
   16383093            6              6                   20110801                      20110901               2.25             6                    2                      6
   16382794            6              6                   20110801                      20110901               2.25             5                    1                      5
   16382842            6              6                   20110801                      20110901               2.25             5                    1                      5
   16378153            6              6                   20110601                      20110701               2.25             5                    1                      5
   16377248            6              6                   20110801                      20110901               2.25             5                    1                      5
   16376920            6              6                   20110801                      20110901               2.25             5                    1                      5
   16376928            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658596           12              12                  20110901                      20111001               2.25             5                    2                      5
   16658599           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658580           12              12                  20110901                      20111001               2.25             5                    2                      5
   16658584           12              12                  20110901                      20111001               2.25             5                    2                      5
   16658587           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658536           12              12                  20110901                      20111001               2.25             5                    2                      5
   16658537           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658538           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658612           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658614           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658517           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658524           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658512           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658513           12              12                  20111001                      20111101               2.25             5                    2                      5
   16658516           12              12                  20110901                      20111001               2.25             5                    2                      5
   16549653           12              12                  20110801                      20110901               2.25             5                    2                      5
   16549637           12              12                  20110801                      20110901               2.25             5                    2                      5
   16658502           12              12                  20110901                      20111001               2.25             5                    2                      5
   16658507           12              12                  20110901                      20111001               2.25             5                    2                      5
   16658508           12              12                  20111001                      20111101               2.25             5                    2                      5
   16371838            6              6                   20110701                      20110801               2.25             5                    1                      5
   16549649           12              12                  20110801                      20110901               2.25             5                    2                      5
   16658510           12              12                  20110901                      20111001               2.25             5                    2                      5
   16368697            6              6                   20080701                      20080801              2.375             3                    1                      5
   16649080           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649081           12              12                  20110901                      20111001               2.25             5                    2                      5
   16368201            6              6                   20110701                      20110801               2.25             6                    2                      6
   16549610           12              12                  20110801                      20110901               2.25             5                    2                      5
   16368013            6              6                   20110701                      20110801               2.25             5                    1                      5
   16664346           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649038           12              12                  20110901                      20111001               2.25             5                    2                      5
   16604033           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649041           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649043           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649049           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649050           12              12                  20110901                      20111001               2.25             5                    2                      5
   16672707           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649059           12              12                  20110901                      20111001               2.25             5                    2                      5
   16591469           12              12                  20090801                      20090901               2.25             2                    2                      6
   16649062           12              12                  20130901                      20131001               2.25             5                    2                      5
   16649063           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649067           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649068           12              12                  20130901                      20131001               2.25             5                    2                      5
   16649069           12              12                  20110801                      20110901               2.25             5                    2                      5
   16672720           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672722           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649072           12              12                  20110901                      20111001               2.25             5                    2                      5
   16549606           12              12                  20110801                      20110901               2.25             5                    2                      5
   16649075           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649077           12              12                  20110801                      20110901               2.25             5                    2                      5
   16404446           12              12                  20110701                      20110801               2.25             5                    2                      5
   16664317           12              12                  20111001                      20111101               2.25             5                    2                      5
   16629084           12              12                  20110901                      20111001               2.25             5                    2                      5
   16664324           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649017           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649021           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649026           12              12                  20110901                      20111001               2.25             5                    2                      5
   16649029           12              12                  20110901                      20111001               2.25             5                    2                      5
   16704328           12              12                  20111101                      20111201               2.25             5                    2                      5
   16365577           12              12                  20110701                      20110801               2.25             5                    2                      5
   16365578            6              6                   20110701                      20110801               2.25             5                    1                      5
   16664309           12              12                  20111001                      20111101               2.25             5                    2                      5
   16365654            6              6                   20110701                      20110801               2.25             5                    1                      5
   16658609           12              12                  20111001                      20111101               2.25             5                    2                      5
   16704320           12              12                  20111001                      20111101               2.25             5                    2                      5
   16704311           12              12                  20111101                      20111201               2.25             5                    2                      5
   16658606           12              12                  20110901                      20111001               2.25             5                    2                      5
   16684431           12              12                  20111001                      20111101               2.25             5                    2                      5
   16684053           12              12                  20110901                      20111001               2.25             5                    2                      5
   16684059           12              12                  20110901                      20111001               2.25             5                    2                      5
   16684066           12              12                  20110901                      20111001               2.25             5                    2                      5
   16707969           12              12                  20111101                      20111201               2.25             5                    2                      5
   16629195           12              12                  20110901                      20111001               2.25             5                    2                      5
   16361024            6              6                   20110701                      20110801               2.25             5                    1                      5
   16359794            6              6                   20110701                      20110801               2.25             5                    1                      5
   16358332            6              6                   20110701                      20110801               2.25             5                    1                      5
   16358032            6              6                   20110701                      20110801               2.25             5                    1                      5
   16349510            6              6                   20110701                      20110801               2.25             5                    1                      5
   16349251            6              6                   20110701                      20110801               2.25             5                    1                      5
   16348007            6              6                   20110701                      20110801               2.25             5                    1                      5
   16348018            6              6                   20110701                      20110801               2.25             5                    1                      5
   16770418           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685353           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685354           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685356           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685357           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685358           12              12                  20111001                      20111101               2.75             5                    2                      5
   16685359           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770421           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770422           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770423           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770424           12              12                  20111201                      20120101               2.25             5                    2                      5
   16677500           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770425           12              12                  20111201                      20120101               2.25             5                    2                      5
   16677501           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770426           12              12                  20111101                      20111201               2.25             5                    2                      5
   16677502           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685360           12              12                  20111201                      20120101               2.25             5                    2                      5
   16677503           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770428           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685361           12              12                  20111101                      20111201               2.25             5                    2                      5
   16677504           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770429           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685362           12              12                  20111001                      20111101               2.25             5                    2                      5
   16677505           12              12                  20111001                      20111101               2.25             5                    2                      5
   16677506           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685363           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685364           12              12                  20111101                      20111201               2.25             5                    2                      5
   16677507           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685365           12              12                  20111101                      20111201               2.25             5                    2                      5
   16677508           12              12                  20111001                      20111101               2.25             5                    2                      5
   16677509           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685366           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685367           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685368           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685369           12              12                  20111001                      20111101               2.75             5                    2                      5
   16770430           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770432           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770433           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673315           12              12                  20091001                      20091101               2.25             2                    2                      6
   16770434           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673316           12              12                  20110901                      20111001               2.25             5                    2                      5
   16677510           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770435           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673317           12              12                  20111001                      20111101               2.25             5                    2                      5
   16677511           12              12                  20111001                      20111101               2.25             5                    2                      5
   16673318           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770437           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673319           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685370           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770438           12              12                  20111201                      20120101               2.25             5                    2                      5
   16685371           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770439           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685372           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685374           12              12                  20111101                      20111201               2.75             5                    2                      5
   16685375           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685376           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685377           12              12                  20111001                      20111101               2.75             5                    2                      5
   16673320           12              12                  20161001                      20161101               2.25             5                    2                      5
   16673321           12              12                  20091001                      20091101               2.75             2                    2                      6
   16770440           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673322           12              12                  20110801                      20110901               2.75             5                    2                      5
   16673323           12              12                  20110901                      20111001               2.25             5                    2                      5
   16673324           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770443           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673325           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770444           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673326           12              12                  20090801                      20090901               2.75             2                    2                      6
   16673327           12              12                  20110801                      20110901               2.25             5                    2                      5
   16770446           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673328           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770447           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673329           12              12                  20110801                      20110901               2.25             5                    2                      5
   16685380           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770448           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685381           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770449           12              12                  20111201                      20120101               2.25             5                    2                      5
   16685383           12              12                  20111201                      20120101               2.25             5                    2                      5
   16685384           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685385           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685386           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685387           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685388           12              12                  20111201                      20120101               2.25             5                    2                      5
   16685389           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673330           12              12                  20110901                      20111001               3.25             5                    2                      5
   16770450           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673332           12              12                  20110801                      20110901               2.75             5                    2                      5
   16770451           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673333           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770452           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673334           12              12                  20110801                      20110901               2.25             5                    2                      5
   16673335           12              12                  20110801                      20110901               2.25             5                    2                      5
   16770454           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673336           12              12                  20110801                      20110901               3.25             5                    2                      5
   16770455           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770456           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673338           12              12                  20110801                      20110901               3.25             5                    2                      5
   16770457           12              12                  20111201                      20120101               2.25             5                    2                      5
   16673339           12              12                  20110801                      20110901               2.25             5                    2                      5
   16770458           12              12                  20111201                      20120101               2.25             5                    2                      5
   16685390           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685391           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770459           12              12                  20111201                      20120101               2.25             5                    2                      5
   16685392           12              12                  20111101                      20111201               2.75             5                    2                      5
   16685393           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685394           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685395           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685398           12              12                  20111101                      20111201               2.25             5                    2                      5
   16673340           12              12                  20110801                      20110901               3.25             5                    2                      5
   16662892           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662893           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662894           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662895           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662896           12              12                  20111001                      20111101               2.25             5                    2                      5
   16662898           12              12                  20110901                      20111001               2.25             5                    2                      5
   16662899           12              12                  20091001                      20091101               2.25             2                    2                      6
   16685410           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650760           12              12                  20110901                      20111001               2.25             5                    2                      5
   16685411           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685412           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685413           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650763           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650764           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685414           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650765           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685416           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650766           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685417           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650768           12              12                  20111001                      20111101               2.25             5                    2                      5
   16685419           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770400           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770402           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770403           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770404           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770405           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770406           12              12                  20111101                      20111201               2.25             5                    2                      5
   16685420           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770407           12              12                  20111201                      20120101               2.25             5                    2                      5
   16685421           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770408           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770413           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770414           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770415           12              12                  20111101                      20111201               2.25             5                    2                      5
   16224409            6              6                   20110601                      20110701               2.25             5                    1                      5
   16220765            6              6                   20110601                      20110701               2.25             5                    1                      5
   16723777           12              12                  20091101                      20091201               2.25             2                    2                      6
   16207507            6              6                   20110601                      20110701               3.75             5                    1                      5
   16710739           12              12                  20111101                      20111201               2.25             5                    2                      5
   16710210            6              6                   20111101                      20111201               2.25             5                    1                      5
   16710129            6              6                   20111101                      20111201               2.25             5                    1                      5
   16709755            6              6                   20110901                      20111001               2.25             5                    1                      5
   16708198            6              6                   20131101                      20131201               2.25             5                    1                      5
   16708231            6              6                   20111101                      20111201               2.25             5                    1                      5
   16708296            6              6                   20111101                      20111201               2.25             5                    1                      5
   16708313            6              6                   20111101                      20111201               2.25             5                    1                      5
   16709518            6              6                   20111101                      20111201               2.25             5                    1                      5
   16709529            6              6                   20111101                      20111201               2.25             5                    1                      5
   16709553            6              6                   20131101                      20131201               2.25             5                    1                      5
   16709654            6              6                   20111101                      20111201               2.25             2                    1                      6
   16709664            6              6                   20111101                      20111201               2.25             6                    2                      6
   16707251            6              6                   20091001                      20091101               2.25             2                    1                      6
   16707791            6              6                   20111001                      20111101               2.25             6                    2                      6
   16707863           12              12                  20111101                      20111201               2.25             5                    2                      5
   16707919            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706944            6              6                   20131101                      20131201               2.25             5                    1                      5
   16706949            6              6                   20111101                      20111201               2.25             5                    1                      5
   16707014            6              6                   20131101                      20131201               2.25             5                    1                      5
   16707061            6              6                   20111101                      20111201               2.25             5                    1                      5
   16707075            6              6                   20091101                      20091201               2.25             2                    1                      6
   16707083            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706851            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706936            6              6                   20161101                      20161201               2.25             6                    2                      6
   16706819            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706791            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706639            6              6                   20111001                      20111101               2.25             5                    1                      5
   16706761            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706763            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706545            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706429            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704077            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704080            6              6                   20131101                      20131201               2.25             5                    1                      5
   16704088            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704158            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704440            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704441            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704623            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697913            6              6                   20111101                      20111201               2.25             5                    1                      5
   16703995            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697691            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697693            6              6                   20111101                      20111201               2.25             6                    2                      6
   16697753            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697787            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697827            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697838            6              6                   20111101                      20111201               2.25             5                    1                      5
   16711130           12              12                  20111001                      20111101               2.25             5                    2                      5
   15892542            6              6                   20110101                      20110201               2.25             5                    1                      5
   15899479            6              6                   20110201                      20110301               2.25             5                    1                      5
   15776102            6              6                   20101001                      20101101               2.25             5                    1                      5
   16770642           12              12                  20111101                      20111201               2.25             5                    2                      5
   16318267            6              6                   20110701                      20110801               2.25             5                    1                      5
   16314650            6              6                   20110701                      20110801               2.25             5                    1                      5
   16629192           12              12                  20110901                      20111001               2.25             5                    2                      5
   16776354            6              6                   20111201                      20120101               2.25             5                    1                      5
   16684826           12              12                  20111001                      20111101               2.25             5                    2                      5
   16709469           12              12                  20111001                      20111101               2.25             5                    2                      5
   16798290           12              12                  20111201                      20120101               2.25             5                    2                      5
   16714978            6              6                   20111101                      20111201               2.25             5                    1                      5
   16798293           12              12                  20111201                      20120101               2.25             5                    2                      5
   16798295           12              12                  20111201                      20120101               2.25             5                    2                      5
   16798298           12              12                  20111201                      20120101               2.25             5                    2                      5
   16697698            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723251           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704703            6              6                   20111101                      20111201               2.25             5                    1                      5
   16600555            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704380           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672610            6              6                   20111101                      20111201               2.25             5                    1                      5
   16667104            6              6                   20111101                      20111201               2.25             5                    1                      5
   16770704           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770623           12              12                  20111101                      20111201               2.25             5                    2                      5
   16664270            6              6                   20111001                      20111101               2.25             5                    1                      5
   16704546           12              12                  20111101                      20111201               2.25             5                    2                      5
   16672615           12              12                  20111001                      20111101               2.25             5                    2                      5
   16704385           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770625           12              12                  20111201                      20120101               2.25             5                    2                      5
   16770626           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770627           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704388           12              12                  20111101                      20111201               2.25             5                    2                      5
   16775471            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693580            6              6                   20111101                      20111201               2.25             5                    1                      5
   16704389           12              12                  20111101                      20111201               2.25             5                    2                      5
   16775556            6              6                   20111101                      20111201               2.25             5                    1                      5
   16767376            6              6                   20111201                      20120101               2.25             5                    1                      5
   16785196            6              6                   20111201                      20120101               2.25             5                    1                      5
   16778780           12              12                  20111101                      20111201               2.25             5                    2                      5
   16778862           12              12                  20111101                      20111201               2.25             5                    2                      5
   16772969            6              6                   20111201                      20120101               2.25             5                    1                      5
   16723262           12              12                  20111101                      20111201               2.25             5                    2                      5
   16672620           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770630           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704633            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693033            6              6                   20111201                      20120101               2.25             5                    1                      5
   16770631           12              12                  20111101                      20111201               2.25             5                    2                      5
   16721564            6              6                   20111201                      20120101               2.25             5                    1                      5
   16704392           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723347           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684126           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649054           12              12                  20110901                      20111001               2.25             5                    2                      5
   16770635           12              12                  20111101                      20111201               2.25             5                    2                      5
   16790238            6              6                   20111201                      20120101               2.25             5                    1                      5
   16704396           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770636           12              12                  20111101                      20111201               2.25             5                    2                      5
   16776451            6              6                   20111201                      20120101               2.25             5                    1                      5
   16664366           12              12                  20111001                      20111101               2.25             5                    2                      5
   16672709           12              12                  20111001                      20111101               2.25             5                    2                      5
   16764951            6              6                   20111201                      20120101               2.25             5                    1                      5
   16707947           12              12                  20111101                      20111201               2.25             5                    2                      5
   16778077            6              6                   20111201                      20120101               2.25             5                    1                      5
   16768198           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684210           12              12                  20111101                      20111201               2.25             5                    2                      5
   16649300            6              6                   20110501                      20110601               2.75             6                    2                      6
   16684050           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649302            6              6                   20110601                      20110701               2.75             6                    2                      6
   16770641           12              12                  20111101                      20111201               2.25             5                    2                      5
   16723438           12              12                  20111101                      20111201               2.25             5                    2                      5
   16664291           12              12                  20111001                      20111101               2.25             5                    2                      5
   16775730            6              6                   20111201                      20120101               2.25             5                    1                      5
   16649308            6              6                   20110601                      20110701               2.75             6                    2                      6
   16684057           12              12                  20111001                      20111101               2.25             5                    2                      5
   16707871           12              12                  20111101                      20111201               2.25             5                    2                      5
   16768361           12              12                  20111101                      20111201               2.25             5                    2                      5
   16773078            6              6                   20111201                      20120101               2.25             5                    1                      5
   16691980            6              6                   20111201                      20120101               2.25             5                    1                      5
   16764961            6              6                   20111201                      20120101               2.25             5                    1                      5
   16770568           12              12                  20111101                      20111201               2.25             5                    2                      5
   16697165            6              6                   20111201                      20120101               2.25             5                    1                      5
   16767473            6              6                   20111201                      20120101               2.25             5                    1                      5
   16709738            6              6                   20111101                      20111201               2.25             5                    1                      5
   16711062            6              6                   20111101                      20111201               2.25             5                    1                      5
   16708132           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704019            6              6                   20111101                      20111201               2.25             5                    1                      5
   16707242            6              6                   20110901                      20111001               2.75             6                    2                      6
   16649310            6              6                   20110701                      20110801               2.75             6                    2                      6
   16704570           12              12                  20111001                      20111101               2.25             5                    2                      5
   16640904           12              12                  20111101                      20111201               2.25             5                    2                      5
   16710971            6              6                   20110901                      20111001               2.25             6                    2                      6
   16718730           12              12                  20111101                      20111201               2.25             5                    2                      5
   16709901            6              6                   20111101                      20111201               2.25             5                    1                      5
   16648342           12              12                  20111001                      20111101               2.25             5                    2                      5
   16729508            6              6                   20091101                      20091201                5               2                    2                      6
   16709584            6              6                   20111001                      20111101               2.25             5                    1                      5
   16770659           12              12                  20111101                      20111201               2.25             5                    2                      5
   16670310            6              6                   20111001                      20111101               2.25             5                    1                      5
   16730107            6              6                   20131201                      20140101               2.25             5                    1                      5
   16718023            6              6                   20111201                      20120101               2.25             5                    1                      5
   16708224            6              6                   20161101                      20161201               2.25             5                    1                      5
   16694112            6              6                   20111001                      20111101               2.25             6                    2                      6
   16780703           12              12                  20111201                      20120101               2.25             5                    2                      5
   16780704           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684234           12              12                  20111001                      20111101               2.25             5                    2                      5
   16780706           12              12                  20111101                      20111201               2.25             5                    2                      5
   16780708           12              12                  20111101                      20111201               2.25             5                    2                      5
   16780709           12              12                  20111201                      20120101               2.25             5                    2                      5
   16704587           12              12                  20111101                      20111201               2.25             5                    2                      5
   16649327            6              6                   20110701                      20110801               2.75             6                    2                      6
   16717775            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681488            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684794           12              12                  20111101                      20111201               2.25             5                    2                      5
   16764989            6              6                   20111201                      20120101               2.25             5                    1                      5
   16718115            6              6                   20111201                      20120101               2.25             5                    1                      5
   16780711           12              12                  20111201                      20120101               2.25             5                    2                      5
   16723543            6              6                   20111101                      20111201               2.25             5                    1                      5
   16780714           12              12                  20111101                      20111201               2.25             5                    2                      5
   16714637            6              6                   20111201                      20120101               2.25             5                    1                      5
   16649333            6              6                   20110701                      20110801               2.75             6                    2                      6
   16681733            6              6                   20111101                      20111201               2.25             6                    2                      6
   16780715           12              12                  20111201                      20120101               2.25             5                    2                      5
   16728714            6              6                   20111101                      20111201               2.25             5                    1                      5
   16770592           12              12                  20111101                      20111201               2.25             5                    2                      5
   16693318           12              12                  20111001                      20111101               2.25             5                    2                      5
   16729525            6              6                   20111101                      20111201               2.25             5                    1                      5
   16780637            6              6                   20111201                      20120101               2.25             5                    1                      5
   16704596            6              6                   20111101                      20111201               2.25             5                    1                      5
   16688523            6              6                   20111101                      20111201               2.25             5                    1                      5
   16770676           12              12                  20111101                      20111201               2.25             5                    2                      5
   16765169            6              6                   20111101                      20111201               3.75             5                    1                      5
   16646585            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649339            6              6                   20110801                      20110901               2.75             6                    2                      6
   16599185            6              6                   20131001                      20131101               2.25             5                    1                      5
   16599186            6              6                   20111001                      20111101               2.25             5                    1                      5
   16778198            6              6                   20111201                      20120101               2.25             5                    1                      5
   16717230           12              12                  20111101                      20111201               2.25             5                    2                      5
   16731733            6              6                   20110801                      20110901              3.875             3                    1                      6
   16595150            6              6                   20111001                      20111101               2.25             5                    1                      5
   16684412           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649340            6              6                   20110801                      20110901               2.75             6                    2                      6
   16728009            6              6                   20111201                      20120101               2.25             5                    1                      5
   16708084           12              12                  20111101                      20111201               2.25             5                    2                      5
   16708328           12              12                  20111101                      20111201               2.25             5                    2                      5
   16629029           12              12                  20110901                      20111001               2.25             5                    2                      5
   16694135            6              6                   20111001                      20111101               2.75             5                    2                      6
   16714809            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684173           12              12                  20111001                      20111101               2.25             5                    2                      5
   16780808           12              12                  20111201                      20120101               2.25             5                    2                      5
   16696551            6              6                   20111101                      20111201               2.25             5                    1                      5
   16780729           12              12                  20111201                      20120101               2.25             5                    2                      5
   16397276            6              6                   20110901                      20111001               2.25             5                    1                      5
   16704053            6              6                   20111101                      20111201               2.25             5                    1                      5
   16717240            6              6                   20111101                      20111201               2.25             5                    1                      5
   16714019            6              6                   20111101                      20111201               2.25             5                    1                      5
   16780810           12              12                  20111201                      20120101               2.25             5                    2                      5
   16708171            6              6                   20111101                      20111201               2.25             5                    1                      5
   16244545            6              6                   20110501                      20110601               2.25             5                    1                      5
   16717243            6              6                   20111101                      20111201               2.25             5                    1                      5
   16728016            6              6                   20111201                      20120101               2.25             5                    1                      5
   16716272            6              6                   20111201                      20120101               2.25             5                    1                      5
   16629035           12              12                  20110901                      20111001               2.25             5                    2                      5
   16780731           12              12                  20111201                      20120101               2.25             5                    2                      5
   16658504           12              12                  20110901                      20111001               2.25             5                    2                      5
   16697611            6              6                   20111101                      20111201               2.25             5                    1                      5
   16775228            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723569            6              6                   20080601                      20080701               6.1              3                    1                     6.5
   16775067            6              6                   20111201                      20120101               2.25             5                    1                      5
   16714579            6              6                   20111201                      20120101               2.25             5                    1                      5
   16658428           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770695           12              12                  20111101                      20111201               2.25             5                    2                      5
   16663858           12              12                  20111101                      20111201               2.25             5                   2.25                    5
   16709313            6              6                   20111201                      20120101               2.25             5                    1                      5
   16707451            6              6                   20111201                      20120101               2.25             5                    1                      5
   16717172           12              12                  20111101                      20111201               2.25             5                    2                      5
   16717173           12              12                  20111101                      20111201               2.25             5                    2                      5
   16780822           12              12                  20131101                      20131201               2.25             5                    2                      5
   16684434           12              12                  20111001                      20111101               2.25             5                    2                      5
   16780824           12              12                  20131201                      20140101               2.25             5                    2                      5
   16717258            6              6                   20111001                      20111101               2.25             5                    1                      5
   16708267            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706728            6              6                   20111101                      20111201               2.25             5                    1                      5
   16770781           12              12                  20161101                      20161201               2.25             5                    2                      5
   16798304           12              12                  20111201                      20120101               2.25             5                    2                      5
   16780826           12              12                  20131101                      20131201               2.25             5                    2                      5
   16349359            6              6                   20110701                      20110801               2.25             5                    1                      5
   16684358           12              12                  20111001                      20111101               2.25             5                    2                      5
   16687823            6              6                   20111201                      20120101               2.25             5                    1                      5
   16723025            6              6                   20111201                      20120101               2.25             5                    1                      5
   16714118            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650843            6              6                   20111201                      20120101               2.25             5                    1                      5
   16706571            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658602           12              12                  20110901                      20111001               2.25             5                    2                      5
   16798310           12              12                  20111201                      20120101               2.25             5                    2                      5
   16713782            6              6                   20111101                      20111201               2.25             5                    1                      5
   16717266           12              12                  20111101                      20111201               2.25             5                    2                      5
   16713783            6              6                   20111101                      20111201               2.25             5                    1                      5
   16728912            6              6                   20110601                      20110701               2.25             6                    2                      6
   16718158           12              12                  20111101                      20111201               2.25             5                    2                      5
   16780754           12              12                  20111201                      20120101               2.25             5                    2                      5
   16706738            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692545           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684446            6              6                   20111101                      20111201               2.25             5                    1                      5
   16780838           12              12                  20161101                      20161201               2.25             5                    2                      5
   16772495            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658448           12              12                  20111001                      20111101               2.25             5                    2                      5
   16649297            6              6                   20110301                      20110401               2.75             6                    2                      6
   16730242            6              6                   20111201                      20120101               2.25             5                    1                      5
   16704326           12              12                  20111101                      20111201               2.25             5                    2                      5
   16785210            6              6                   20111201                      20120101               2.25             5                    1                      5
   16684531           12              12                  20111001                      20111101               2.25             5                    2                      5
   16629152           12              12                  20110901                      20111001               2.25             5                    2                      5
   16704339           12              12                  20111101                      20111201               2.25             5                    2                      5
   16707047            6              6                   20111101                      20111201               2.25             5                    1                      5
   16728091            6              6                   20111201                      20120101               2.25             5                    1                      5
   16658646           12              12                  20111101                      20111201               2.25             5                    2                      5
   16775288            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658487           12              12                  20111001                      20111101               2.25             5                    2                      5
   16695899            6              6                   20131101                      20131201               2.25             5                    1                      5
   16773110            6              6                   20111201                      20120101               2.25             5                    1                      5
   16770520           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770601           12              12                  20111101                      20111201               2.25             5                    2                      5
   16638175            6              6                   20111101                      20111201               2.25             5                    1                      5
   16778207            6              6                   20111201                      20120101               2.25             5                    1                      5
   16728169            6              6                   20111201                      20120101               2.25             5                    1                      5
   16775376            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684819           12              12                  20111001                      20111101               2.25             5                    2                      5
   16729856            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692758            6              6                   20110901                      20111001               2.75             6                    2                      6
   16798286           12              12                  20111201                      20120101               2.25             5                    2                      5
   16778765           12              12                  20111201                      20120101               2.25             5                    2                      5
   16658499           12              12                  20110901                      20111001               2.25             5                    2                      5
   16687885            6              6                   20111201                      20120101               2.25             5                    1                      5
   16723241           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770610           12              12                  20111101                      20111201               2.25             5                    2                      5
   16730290            6              6                   20111201                      20120101               2.25             5                    1                      5
   16731262            6              6                   20111201                      20120101               2.25             5                    1                      5
   16710850            6              6                   20091101                      20091201               2.25             5                    1                      5
   16649031           12              12                  20110901                      20111001               2.25             5                    2                      5
   16672523           12              12                  20111001                      20111101               2.25             5                    2                      5
   16770602           12              12                  20111101                      20111201               2.25             5                    2                      5
   16713353            6              6                   20111201                      20120101               2.25             5                    1                      5
   16680531            6              6                   20111101                      20111201               2.25             5                    1                      5
   16713274            6              6                   20111201                      20120101               2.25             5                    1                      5
   16707911           12              12                  20111101                      20111201               2.25             5                    2                      5
   16704528            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684810           12              12                  20111001                      20111101               2.25             5                    2                      5
   16696231            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723952            6              6                   20111001                      20111101               2.25             6                    2                      6
   16706942            6              6                   20111101                      20111201               2.25             5                    1                      5
   16778115            6              6                   20111201                      20120101               2.25             5                    1                      5
   16775523            6              6                   20111101                      20111201               2.25             5                    1                      5
   16719165            6              6                   20110801                      20110901              3.875             3                    1                      6
   16684804           12              12                  20111001                      20111101               2.25             5                    2                      5
   16706935            6              6                   20111101                      20111201               2.25             5                    1                      5
   16649650            6              6                   20131201                      20140101               2.25             5                    1                      5
   16676381            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684806           12              12                  20111001                      20111101               2.25             5                    2                      5
   16684807           12              12                  20111001                      20111101               2.25             5                    2                      5
   16684483            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723868            6              6                   20111001                      20111101               3.75             5                    1                      5
   16728146            6              6                   20111201                      20120101               2.25             5                    1                      5
   16715038            6              6                   20111101                      20111201               2.25             5                    1                      5
   16770507           12              12                  20111101                      20111201               2.25             5                    2                      5
   16775512            6              6                   20111101                      20111201               2.25             5                    1                      5
   16776403            6              6                   20111201                      20120101               2.25             5                    1                      5
   16707815           12              12                  20110801                      20110901               2.25             5                    2                      5
   16722962            6              6                   20111201                      20120101               2.25             5                    1                      5
   16629165           12              12                  20110901                      20111001               2.25             5                    2                      5
   16684554           12              12                  20111001                      20111101               2.25             5                    2                      5
   16691925            6              6                   20111101                      20111201               2.25             5                    1                      5
   16776327            6              6                   20111201                      20120101               2.25             5                    1                      5
   16767417            6              6                   20111201                      20120101               2.25             5                    1                      5
   16723224           12              12                  20110601                      20110701               2.25             5                    2                      5
   16665210            6              6                   20111201                      20120101               2.25             5                    1                      5
   16770511           12              12                  20111101                      20111201               2.25             5                    2                      5
   16770513           12              12                  20111101                      20111201               2.25             5                    2                      5
   16707903           12              12                  20111101                      20111201               2.25             5                    2                      5
   16719162            6              6                   20110801                      20110901               2.25             3                    1                      6
   16629173           12              12                  20110901                      20111001               2.25             5                    2                      5
   16684802           12              12                  20111001                      20111101               2.25             5                    2                      5
   16710556            6              6                   20111201                      20120101               2.25             5                    1                      5
   16714534            6              6                   20111201                      20120101               2.25             5                    1                      5
   16718172           12              12                  20111101                      20111201               2.25             5                    2                      5
   16718092            6              6                   20111201                      20120101               2.25             5                    1                      5
   16728055            6              6                   20111201                      20120101               2.25             5                    1                      5
   16718174           12              12                  20111101                      20111201               2.25             5                    2                      5
   16714515            6              6                   20111201                      20120101               2.25             5                    1                      5
   16716223            6              6                   20111201                      20120101               2.25             5                    1                      5
   16658460           12              12                  20110801                      20110901               2.25             5                    2                      5
   16772671            6              6                   20111101                      20111201               2.25             6                    2                      6
   16681951            6              6                   20111101                      20111201               2.25             5                    1                      5
   16718177           12              12                  20111101                      20111201               2.25             5                    2                      5
   16798251           12              12                  20111201                      20120101               2.25             5                    2                      5
   16780774           12              12                  20111201                      20120101               2.25             5                    2                      5
   16684384            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658465           12              12                  20110901                      20111001               2.25             5                    2                      5
   16798092            6              6                   20111201                      20120101               2.25             5                    1                      5
   16718024            6              6                   20111201                      20120101               2.25             5                    1                      5
   16665757            6              6                   20111101                      20111201               2.25             5                    1                      5
   16780778           12              12                  20111201                      20120101               2.25             5                    2                      5
   16780698           12              12                  20111101                      20111201               2.25             5                    2                      5
   16773012            6              6                   20111201                      20120101               2.25             5                    1                      5
   16664311           12              12                  20111001                      20111101               2.25             5                    2                      5
   16664230           12              12                  20111001                      20111101               2.25             5                    2                      5
   16731316            6              6                   20111201                      20120101               2.25             5                    1                      5
   16700143            6              6                   20111101                      20111201               2.25             5                    1                      5
   16709189            6              6                   20111101                      20111201               2.25             5                    1                      5
   16706340            6              6                   20111201                      20120101               2.25             5                    1                      5
   16707549            6              6                   20111201                      20120101               2.25             5                    1                      5
   16692016            6              6                   20111201                      20120101               2.25             5                    1                      5
   16693050            6              6                   20111101                      20111201               2.25             5                    1                      5
   16687878            6              6                   20111101                      20111201               2.25             5                    1                      5
   16687943            6              6                   20111201                      20120101               2.25             5                    1                      5
   16687978            6              6                   20111101                      20111201               2.25             5                    1                      5
   16691857            6              6                   20111101                      20111201               2.25             5                    1                      5
   16691878            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685291            6              6                   20131101                      20131201               2.25             5                    1                      5
   16685526            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676404            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676446            6              6                   20111101                      20111201               2.25             5                    1                      5
   16679156            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680995            6              6                   20111201                      20120101               2.25             5                    1                      5
   16674782            6              6                   20111001                      20111101               2.25             5                    1                      5
   16674791            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676516            6              6                   20111001                      20111101               2.25             5                    1                      5
   16676528            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676550            6              6                   20110901                      20111001               2.25             6                    2                      6
   16676564            6              6                   20111001                      20111101               2.25             5                    1                      5
   16676580            6              6                   20111001                      20111101               2.25             5                    1                      5
   16676584            6              6                   20111001                      20111101               2.25             5                    1                      5
   16674615            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676667            6              6                   20111001                      20111101               2.25             5                    1                      5
   16676703            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674667            6              6                   20111001                      20111101               2.75             6                    2                      6
   16676881            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676884            6              6                   20111001                      20111101               2.75             6                    2                      6
   16674216            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674317            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674500            6              6                   20131101                      20131201               2.25             5                    1                      5
   16673013            6              6                   20111101                      20111201               2.25             5                    1                      5
   16673017            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673029            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673042            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673045            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673071            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673094            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673099            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673115            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673118            6              6                   20111001                      20111101               2.25             5                    1                      5
   16674021            6              6                   20111001                      20111101               2.25             5                    1                      5
   16674066            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672842            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674119            6              6                   20110901                      20111001               2.25             6                    2                      6
   16674136            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674151            6              6                   20110901                      20111001               3.75             5                    1                      5
   16672883            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672944            6              6                   20111001                      20111101               2.25             5                    1                      5
   16672653            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672744           12              12                  20111101                      20111201               2.25             5                    2                      5
   16672761            6              6                   20131101                      20131201               2.25             5                    1                      5
   16672659            6              6                   20111001                      20111101               2.25             6                    2                      6
   16672672            6              6                   20161001                      20161101               2.25             6                    2                      6
   16672686            6              6                   20111101                      20111201               2.25             6                    2                      6
   16672692            6              6                   20161001                      20161101               2.25             6                    2                      6
   16667430            6              6                   20111001                      20111101               2.25             5                    1                      5
   16667434            6              6                   20111001                      20111101               2.25             5                    1                      5
   16670254           12              12                  20111101                      20111201               2.25             5                    2                      5
   16670391            6              6                   20111001                      20111101               2.25             5                    1                      5
   16670396            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670427            6              6                   20131101                      20131201               2.25             5                    1                      5
   16670463            6              6                   20110901                      20111001               2.25             6                    2                      6
   16670539            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670805            6              6                   20110901                      20111001              3.875             3                    1                      6
   16670838            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670639            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670718           12              12                  20111101                      20111201               2.25             5                    2                      5
   16670746            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670750            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670798            6              6                   20110901                      20111001               2.25             5                    1                      5
   16672386            6              6                   20111001                      20111101               2.25             5                    1                      5
   16672388            6              6                   20110901                      20111001               2.25             5                    1                      5
   16672406            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672414            6              6                   20131101                      20131201               2.25             5                    1                      5
   16672560            6              6                   20111001                      20111101               2.75             6                    2                      6
   16672565            6              6                   20111101                      20111201               2.25             5                    1                      5
   16667176            6              6                   20111001                      20111101               2.25             5                    1                      5
   16667181            6              6                   20111101                      20111201               2.25             5                    1                      5
   16667229            6              6                   20091101                      20091201               2.25             2                    1                      6
   16667232            6              6                   20111101                      20111201               2.25             5                    1                      5
   16667335            6              6                   20111001                      20111101               2.25             5                    1                      5
   16667369            6              6                   20111001                      20111101               2.25             5                    1                      5
   16667381            6              6                   20111101                      20111201               2.25             5                    1                      5
   16667406            6              6                   20111001                      20111101               2.25             5                    1                      5
   16667056            6              6                   20110901                      20111001               2.25             6                    2                      6
   16667064            6              6                   20110901                      20111001               2.25             6                    2                      6
   16667091            6              6                   20161101                      20161201               2.25             5                    1                      5
   16666795            6              6                   20111101                      20111201               2.25             5                    1                      5
   16666826            6              6                   20111101                      20111201               2.25             5                    1                      5
   16666829            6              6                   20111001                      20111101               2.25             5                    1                      5
   16666959            6              6                   20131001                      20131101               2.25             5                    1                      5
   16666971            6              6                   20131001                      20131101               2.25             5                    1                      5
   16665550            6              6                   20111001                      20111101               2.25             5                    1                      5
   16665555            6              6                   20111101                      20111201               2.25             5                    1                      5
   16665637            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664071            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664078            6              6                   20111101                      20111201               2.25             5                    1                      5
   16664091            6              6                   20111101                      20111201               2.25             5                    1                      5
   16665661            6              6                   20111101                      20111201               2.25             5                    1                      5
   16665702            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664098            6              6                   20111001                      20111101               2.25             6                    2                      6
   16664132           12              12                  20111001                      20111101               2.25             2                    2                      5
   16665780            6              6                   20111101                      20111201               2.25             5                    1                      5
   16664182            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664191           12              12                  20111101                      20111201               2.25             5                    2                      5
   16664205            6              6                   20111101                      20111201               2.25             5                    1                      5
   16664248            6              6                   20131101                      20131201               2.25             5                    1                      5
   16664308            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664318            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664341            6              6                   20111101                      20111201               2.25             5                    1                      5
   16664344            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664363            6              6                   20110901                      20111001               2.25             5                    1                      5
   16664411           12              12                  20111001                      20111101               2.25             5                    2                      5
   16664467            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664528            6              6                   20111001                      20111101               2.25             5                    1                      5
   16665896            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662648            6              6                   20111001                      20111101               2.25             5                    1                      5
   16663959            6              6                   20131101                      20131201               2.25             5                    1                      5
   16662806            6              6                   20111001                      20111101               2.25             5                    1                      5
   16663753            6              6                   20111001                      20111101               2.25             5                    1                      5
   16663764            6              6                   20111001                      20111101               2.25             5                    1                      5
   16663765            6              6                   20111001                      20111101              3.875             5                    1                      6
   16663771           12              12                  20111101                      20111201               2.25             5                    2                      5
   16663782            6              6                   20080901                      20081001               2.5              2                    2                      6
   16663801            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663806            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663855            6              6                   20111001                      20111101               2.25             6                    2                      6
   16662586            6              6                   20111101                      20111201               2.25             5                    1                      5
   16662591            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662443            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662462            6              6                   20111001                      20111101               2.25             6                    2                      6
   16662523            6              6                   20131001                      20131101               2.25             5                    1                      5
   16662339            6              6                   20110801                      20110901               2.75             5                    1                      5
   16662364            6              6                   20131001                      20131101               2.25             5                    1                      5
   16662368            6              6                   20111001                      20111101               2.25             5                    1                      5
   16661983            6              6                   20080801                      20080901              2.375             3                    1                      5
   16661985           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662377            6              6                   20111101                      20111201               2.25             5                    1                      5
   16662396            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662408            6              6                   20111101                      20111201               2.25             5                    1                      5
   16662026            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662053            6              6                   20131001                      20131101               2.25             5                    1                      5
   16662071            6              6                   20161001                      20161101               2.25             5                    1                      5
   16662103            6              6                   20111101                      20111201               2.25             5                    1                      5
   16662119           12              12                  20130301                      20130401               2.75             5                    2                      5
   16662175           12              12                  20111101                      20111201               2.25             5                    2                      5
   16662177            6              6                   20131101                      20131201               2.25             5                    1                      5
   16662200            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662245            6              6                   20111001                      20111101               2.25             5                    1                      5
   16765178            6              6                   20111101                      20111201               2.25             5                    1                      5
   16302059            6              6                   20110701                      20110801               2.25             5                    1                      5
   16105854            6              6                   20110301                      20110401               2.25             5                    1                      5
   16196522            6              6                   20110501                      20110601               2.25             5                    1                      5
   16206192            6              6                   20110601                      20110701               2.25             5                    1                      5
   16224415            6              6                   20110701                      20110801               2.25             5                    1                      5
   16233941            6              6                   20130601                      20130701               2.75             5                    2                      5
   16239926            6              6                   20110401                      20110501               2.25             5                    1                      5
   16242904            6              6                   20110601                      20110701               2.25             5                    1                      5
   16243300            6              6                   20110301                      20110401               2.25             5                    1                      5
   16243367            6              6                   20110601                      20110701               2.25             5                    1                      5
   16247927            6              6                   20110601                      20110701               2.25             5                    1                      5
   16247968            6              6                   20110701                      20110801               2.25             5                    1                      5
   16248334            6              6                   20110601                      20110701               2.25             5                    1                      5
   16248343            6              6                   20110601                      20110701               2.25             5                    1                      5
   16248350            6              6                   20110601                      20110701               2.25             5                    1                      5
   16248403            6              6                   20110501                      20110601               2.25             5                    1                      5
   16295155            6              6                   20110701                      20110801               2.25             5                    1                      5
   16295719            6              6                   20110601                      20110701               2.25             5                    1                      5
   16300637            6              6                   20111001                      20111101               2.25             5                    1                      5
   16723865            6              6                   20111101                      20111201               2.25             5                    1                      5
   16728528            6              6                   20111101                      20111201               2.25             6                    2                      6
   16300754           12              12                  20110701                      20110801               2.25             5                    2                      5
   16301417            6              6                   20110801                      20110901               2.25             5                    1                      5
   16303744            6              6                   20110601                      20110701               2.25             5                    1                      5
   16304045            6              6                   20110901                      20111001               2.25             5                    1                      5
   16304110            6              6                   20110701                      20110801               2.25             5                    1                      5
   16326336            6              6                   20110801                      20110901               2.25             5                    1                      5
   16326346            6              6                   20110701                      20110801               2.25             5                    1                      5
   16326823            6              6                   20110701                      20110801               2.25             5                    1                      5
   16332070            6              6                   20110701                      20110801               2.25             5                    1                      5
   16335215            6              6                   20110701                      20110801               2.25             5                    1                      5
   16335593            6              6                   20110701                      20110801               2.25             5                    1                      5
   16303343            6              6                   20110701                      20110801               2.25             5                    1                      5
   16345992            6              6                   20110701                      20110801               2.25             5                    1                      5
   16346007            6              6                   20110701                      20110801               2.25             5                    1                      5
   16346159            6              6                   20110801                      20110901               2.25             5                    1                      5
   16346414            6              6                   20090601                      20090701               2.25             2                    1                      6
   16347689            6              6                   20110801                      20110901               2.25             5                    1                      5
   16347787            6              6                   20110701                      20110801               2.25             5                    1                      5
   16347810            6              6                   20110701                      20110801               2.25             5                    1                      5
   16347811            6              6                   20160701                      20160801               2.75             6                    2                      6
   16347907            6              6                   20110701                      20110801               2.25             6                    2                      6
   16348024            6              6                   20110701                      20110801               2.25             5                    1                      5
   16348028            6              6                   20110701                      20110801               2.25             5                    1                      5
   16349369            6              6                   20110701                      20110801               2.25             6                    2                      6
   16349821            6              6                   20110701                      20110801               2.25             5                    1                      5
   16358356            6              6                   20110801                      20110901               2.25             5                    1                      5
   16359028            6              6                   20110701                      20110801               2.25             5                    1                      5
   16359876            6              6                   20110701                      20110801               2.25             5                    1                      5
   16361328            6              6                   20110801                      20110901               2.25             5                    1                      5
   16361532            6              6                   20110701                      20110801               2.25             5                    1                      5
   16365555            6              6                   20111001                      20111101               2.25             5                    1                      5
   16368252            6              6                   20110701                      20110801               2.25             5                    1                      5
   16368308            6              6                   20110901                      20111001               2.25             5                    1                      5
   16368470            6              6                   20110701                      20110801               2.25             5                    1                      5
   16371816            6              6                   20110801                      20110901               2.25             5                    1                      5
   16372138            6              6                   20110701                      20110801               2.25             5                    1                      5
   16374862            6              6                   20110701                      20110801               2.25             5                    1                      5
   16374893            6              6                   20110701                      20110801               2.25             5                    1                      5
   16376108            6              6                   20110801                      20110901               2.25             5                    1                      5
   16377310            6              6                   20080901                      20081001              2.375             3                    1                      5
   16377346            6              6                   20110701                      20110801               2.25             5                    1                      5
   16377407            6              6                   20110801                      20110901               2.25             5                    1                      5
   16382723            6              6                   20130801                      20130901               2.25             5                    1                     13
   16383174            6              6                   20110801                      20110901               2.25             5                    1                      5
   16384019            6              6                   20111001                      20111101               2.25             5                    1                      5
   16387370            6              6                   20110801                      20110901               2.25             5                    1                      5
   16390212            6              6                   20110701                      20110801               2.25             5                    1                      5
   16392577            6              6                   20110701                      20110801               2.25             5                    1                      5
   16395213            6              6                   20111001                      20111101               2.25             5                    1                      5
   16400897            6              6                   20080801                      20080901              2.375             3                    1                      5
   16401917            6              6                   20131001                      20131101               2.25             5                    1                      5
   16402108            6              6                   20110801                      20110901               2.25             5                    1                      5
   16402469            6              6                   20110801                      20110901               2.25             5                    1                      5
   16402788            6              6                   20110901                      20111001               2.25             5                    1                      5
   16403969           12              12                  20091001                      20091101               2.25             2                    2                      6
   16404092           12              12                  20110901                      20111001               2.25             5                    2                      5
   16404344            6              6                   20110801                      20110901               2.25             5                    1                      5
   16405455            6              6                   20111001                      20111101               2.25             5                    1                      5
   16405796            6              6                   20110801                      20110901               2.25             5                    1                      5
   16407032            6              6                   20110701                      20110801               2.25             5                    1                      5
   16407092            6              6                   20110601                      20110701               2.25             5                    1                      5
   16407228            6              6                   20110801                      20110901               2.25             5                    1                      5
   16407372            6              6                   20110801                      20110901               2.25             5                    1                      5
   16419026            6              6                   20110901                      20111001               2.25             5                    1                      5
   16419553            6              6                   20110801                      20110901               2.25             5                    1                      5
   16419956            6              6                   20080301                      20080401                5               2                    1                      7
   16420134            6              6                   20110901                      20111001               2.25             5                    1                      5
   16420151            6              6                   20110801                      20110901               2.25             5                    1                      5
   16420253            6              6                   20111101                      20111201               2.25             5                    1                      5
   16422696            6              6                   20110901                      20111001               2.25             5                    1                      5
   16422770            6              6                   20111001                      20111101               2.25             5                    1                      5
   16422975            6              6                   20110701                      20110801               3.75             5                    1                      5
   16468103           12              12                  20091001                      20091101               2.25             2                    2                      6
   16468109            6              6                   20111001                      20111101               2.25             5                    1                      5
   16468173            6              6                   20110901                      20111001               2.25             5                    1                      5
   16468449            6              6                   20110901                      20111001               2.25             5                    1                      5
   16540116            6              6                   20110901                      20111001               2.25             5                    1                     13
   16540452            6              6                   20110901                      20111001               2.25             5                    1                      5
   16543975            6              6                   20110901                      20111001               2.25             5                    1                      5
   16544209            6              6                   20110901                      20111001               2.25             6                    2                      6
   16544277            6              6                   20110901                      20111001               2.25             5                    1                      5
   16545027            6              6                   20110901                      20111001               2.25             5                    1                      5
   16545455            6              6                   20111001                      20111101               2.25             5                    1                      5
   16546034            6              6                   20110901                      20111001               2.25             5                    1                      5
   16546280            6              6                   20111001                      20111101               2.25             6                    2                      6
   16546416            6              6                   20110901                      20111001               2.25             5                    1                      5
   16549435            6              6                   20111001                      20111101               2.25             5                    1                      5
   16549578            6              6                   20110801                      20110901               2.25             5                    1                      5
   16549641            6              6                   20110801                      20110901               2.25             5                    1                      5
   16549850            6              6                   20110901                      20111001               2.25             5                    1                      5
   16549871            6              6                   20110901                      20111001               2.25             5                    1                      5
   16550027            6              6                   20111001                      20111101               2.25             5                    1                      5
   16550052            6              6                   20110901                      20111001               2.25             5                    1                      5
   16551721            6              6                   20110901                      20111001               2.25             5                    1                      5
   16551997            6              6                   20111001                      20111101               2.25             5                    1                      5
   16552072            6              6                   20110901                      20111001               2.25             5                    1                      5
   16562480            6              6                   20110901                      20111001               2.25             5                    1                      5
   16562543            6              6                   20110901                      20111001               2.25             5                    1                      5
   16562891            6              6                   20110901                      20111001               2.25             5                    1                      5
   16563141            6              6                   20111001                      20111101               2.25             5                    1                      5
   16563280            6              6                   20111001                      20111101               2.25             5                    1                      5
   16563285            6              6                   20111001                      20111101               2.25             5                    1                      5
   16564618            6              6                   20110901                      20111001               2.25             5                    1                      5
   16564678            6              6                   20080901                      20081001              2.375             3                    1                      5
   16564741            6              6                   20110901                      20111001               2.25             5                    1                      5
   16564762            6              6                   20111001                      20111101               2.25             5                    1                      5
   16564898            6              6                   20110901                      20111001               2.25             5                    1                      5
   16564960            6              6                   20110901                      20111001               2.25             5                    1                      5
   16567535            6              6                   20110701                      20110801              4.875             6                    2                      6
   16567666            6              6                   20111001                      20111101               2.25             5                    1                      5
   16567695            6              6                   20111001                      20111101               2.25             5                    1                      5
   16567782            6              6                   20110901                      20111001               2.25             5                    1                      5
   16567846            6              6                   20111001                      20111101               2.25             5                    1                      5
   16568802            6              6                   20110901                      20111001               2.25             5                    1                      5
   16568949            6              6                   20110801                      20110901               2.25             5                    1                      5
   16569212            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570376            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570470            6              6                   20111001                      20111101               2.25             5                    1                      5
   16570472            6              6                   20111001                      20111101               2.25             5                    1                      5
   16570619            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570638            6              6                   20111001                      20111101               2.25             5                    1                      5
   16570640            6              6                   20110901                      20111001               2.25             5                    1                      5
   16570695            6              6                   20111001                      20111101               2.25             5                    1                      5
   16570750            6              6                   20110901                      20111001               2.25             5                    1                      5
   16571493            6              6                   20110901                      20111001               2.25             5                    1                      5
   16571519            6              6                   20110901                      20111001               2.25             3                    1                      5
   16571618            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571631            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571651            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571679            6              6                   20110901                      20111001               2.25             5                    1                      5
   16571694            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571719            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571851            6              6                   20110901                      20111001               2.25             5                    1                      5
   16572006            6              6                   20110901                      20111001               2.25             5                    1                      5
   16572026            6              6                   20111001                      20111101               2.25             6                    2                      6
   16572029            6              6                   20110901                      20111001               2.25             5                    1                      5
   16572106            6              6                   20111001                      20111101               2.25             5                    1                      5
   16574892           12              12                  20111001                      20111101               2.25             5                    2                      5
   16574917            6              6                   20110901                      20111001               2.25             5                    1                      5
   16575309            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585457            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585543            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585547            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585555            6              6                   20131101                      20131201               2.25             5                    1                      5
   16585642            6              6                   20131101                      20131201               2.25             5                    1                      5
   16585670            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585675            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585677            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585679            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585738            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585759            6              6                   20110901                      20111001               2.25             5                    1                      5
   16585770            6              6                   20110901                      20111001               2.25             5                    1                      5
   16586050            6              6                   20110901                      20111001               2.25             5                    1                      5
   16586052            6              6                   20110901                      20111001               2.25             5                    1                      5
   16586139            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591096            6              6                   20090901                      20091001               2.25             5                    1                      5
   16591098            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591291            6              6                   20110901                      20111001               2.25             5                    1                      5
   16591345            6              6                   20110901                      20111001               2.25             5                    1                      5
   16591369            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591381            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591407            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591408            6              6                   20111001                      20111101               2.25             5                    1                      5
   16591461            6              6                   20110901                      20111001               2.25             5                    1                      5
   16591586            6              6                   20110901                      20111001               2.25             5                    1                      5
   16591590            6              6                   20110901                      20111001               2.25             5                    1                      5
   16594788            6              6                   20110901                      20111001               2.25             5                    1                      5
   16594802            6              6                   20111001                      20111101               2.25             5                    1                      5
   16594808            6              6                   20111001                      20111101               2.25             5                    1                      5
   16594871            6              6                   20131001                      20131101               2.25             5                    1                      5
   16595002            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595007            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595092            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595212            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595229            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595242            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595266            6              6                   20110801                      20110901               2.25             6                    2                      6
   16595276            6              6                   20110801                      20110901               2.25             6                    2                      6
   16595310            6              6                   20110901                      20111001               3.5              6                    2                      6
   16595328            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595346            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595352            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595367            6              6                   20111001                      20111101               2.25             5                    1                      5
   16595392            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595462            6              6                   20110901                      20111001               2.25             5                    1                      5
   16595488            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596203            6              6                   20091001                      20091101               2.25             2                    1                      6
   16596264            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596269            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596301            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596304            6              6                   20131001                      20131101               2.25             5                    1                      5
   16596462            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596477            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596480            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596595            6              6                   20131101                      20131201               2.25             5                    1                      5
   16596597            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596808            6              6                   20110901                      20111001               2.25             5                    1                      5
   16596832            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597200           12              12                  20111101                      20111201               2.25             5                    2                      5
   16597247            6              6                   20110901                      20111001               2.25             6                    2                      6
   16597288            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597378            6              6                   20110901                      20111001               2.25             6                    2                      6
   16597462            6              6                   20111101                      20111201               2.25             5                    1                      5
   16597467            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597536            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597584            6              6                   20110901                      20111001               2.25             5                    1                      5
   16597623            6              6                   20110901                      20111001               2.25             5                    1                      5
   16597717            6              6                   20111001                      20111101               2.25             5                    1                      5
   16597810            6              6                   20111001                      20111101               2.25             5                    1                      5
   16599364           12              12                  20111001                      20111101               2.25             5                    2                      5
   16599602            6              6                   20111001                      20111101               2.25             5                    1                      5
   16599721            6              6                   20111001                      20111101               2.25             5                    1                      5
   16599768            6              6                   20110901                      20111001               2.25             5                    1                      5
   16599820            6              6                   20110901                      20111001               2.25             5                    1                      5
   16599867            6              6                   20110901                      20111001               2.25             5                    1                      5
   16599889            6              6                   20110901                      20111001               2.25             5                    1                      5
   16600026            6              6                   20111001                      20111101               2.25             5                    1                      5
   16600029            6              6                   20110801                      20110901               2.25             5                    1                      5
   16600934            6              6                   20110901                      20111001               2.25             5                    1                      5
   16600964            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601070            6              6                   20110901                      20111001               2.25             5                    1                      5
   16601100            6              6                   20131001                      20131101               2.25             5                    1                      5
   16601108            6              6                   20131001                      20131101               2.25             5                    1                      5
   16601122            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601199            6              6                   20110901                      20111001               2.25             5                    1                      5
   16601215            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601232            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601234            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601236            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601239            6              6                   20111001                      20111101               2.25             5                    1                      5
   16601371            6              6                   20110901                      20111001               2.25             5                    1                      5
   16602651            6              6                   20110901                      20111001               2.25             6                    2                      6
   16602667            6              6                   20110901                      20111001               2.25             5                    1                      5
   16602694            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602696            6              6                   20111001                      20111101               2.25             5                    1                      5
   16602699            6              6                   20110901                      20111001               2.25             5                    1                      5
   16602715            6              6                   20110901                      20111001               2.25             5                    1                      5
   16602767            6              6                   20110901                      20111001               2.25             5                    1                      5
   16602964           12              12                  20111001                      20111101               2.25             5                    2                      5
   16602992            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603811            6              6                   20110901                      20111001               2.25             5                    1                      5
   16603835            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603846            6              6                   20110901                      20111001               2.25             5                    1                      5
   16603857            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603861            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604113            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604139            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604170            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604177           12              12                  20111001                      20111101               2.25             5                    2                      5
   16604189            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604267            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604377            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604441            6              6                   20091001                      20091101               2.25             2                    1                      6
   16604474            6              6                   20111001                      20111101               2.25             5                    1                      5
   16604520            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604531            6              6                   20110801                      20110901               2.25             5                    1                      5
   16604560            6              6                   20110901                      20111001               2.25             5                    1                      5
   16604566            6              6                   20110801                      20110901               2.25             5                    1                      5
   16604575            6              6                   20110801                      20110901               2.25             5                    1                      5
   16604581            6              6                   20090901                      20091001               2.25             2                    1                      6
   16605687            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605688            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605696            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605715            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605716            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605719            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605722            6              6                   20111101                      20111201               2.25             5                    1                      5
   16605799            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605825            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605848            6              6                   20110901                      20111001               2.25             5                    1                      5
   16605883            6              6                   20110901                      20111001               2.25             5                    1                      5
   16605968            6              6                   20091001                      20091101               2.75             2                    2                      6
   16605983            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606003            6              6                   20110901                      20111001               2.25             5                    1                      5
   16606039            6              6                   20110901                      20111001               2.25             5                    1                      5
   16606107            6              6                   20111001                      20111101               2.25             5                    1                      5
   16606171            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609631            6              6                   20110901                      20111001               2.25             5                    1                      5
   16609657            6              6                   20110901                      20111001               2.25             5                    1                      5
   16609691            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609766            6              6                   20130901                      20131001               2.25             5                    1                      5
   16609773            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609778            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609791            6              6                   20111001                      20111101               2.25             5                    1                      5
   16609825           12              12                  20111001                      20111101               2.25             6                    2                      5
   16609928            6              6                   20110901                      20111001               2.25             5                    1                      5
   16609950            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610033            6              6                   20110901                      20111001               2.25             5                    1                      5
   16610106            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610144            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610163            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610209            6              6                   20111001                      20111101               2.25             5                    1                      5
   16610234            6              6                   20090901                      20091001               2.25             6                    2                      6
   16610259            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611217            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611273            6              6                   20110901                      20111001               2.25             5                    1                      5
   16611289            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611353            6              6                   20110801                      20110901               2.25             5                    1                      5
   16611374            6              6                   20110901                      20111001               2.25             5                    1                      5
   16611406            6              6                   20110901                      20111001               2.25             5                    1                      5
   16611420            6              6                   20110901                      20111001               2.25             5                    1                      5
   16611435            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611453            6              6                   20111101                      20111201               2.25             5                    1                      5
   16611513            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611538            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611556            6              6                   20110901                      20111001               2.25             5                    1                      5
   16611620            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611631            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611635            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611638            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611723            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611813            6              6                   20111001                      20111101               2.25             5                    1                      5
   16611939            6              6                   20111101                      20111201               2.25             5                    1                      5
   16612612            6              6                   20110901                      20111001               2.25             6                    2                      6
   16612616            6              6                   20110901                      20111001               2.25             6                    2                      6
   16612661            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612679            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612685           12              12                  20111001                      20111101               2.25             5                    2                      5
   16612771            6              6                   20130901                      20131001               2.25             5                    1                      5
   16612833            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612853           12              12                  20111001                      20111101               2.25             5                    2                      5
   16612856           12              12                  20111001                      20111101               2.25             5                    2                      5
   16612866            6              6                   20110901                      20111001               2.25             6                    2                      6
   16612868            6              6                   20111101                      20111201               2.25             5                    1                      5
   16612908            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612951            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612952            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613017            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613018            6              6                   20131001                      20131101               2.25             5                    1                      5
   16613033            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613035            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613040            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613057            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613131            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613236            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613240            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613291            6              6                   20111001                      20111101               2.25             5                    1                      5
   16613296            6              6                   20111001                      20111101               2.25             5                    1                      5
   16615953            6              6                   20111101                      20111201               2.25             5                    1                      5
   16616030           12              12                  20111101                      20111201               2.25             5                    2                      5
   16616035            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616066            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616220            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616256           12              12                  20111001                      20111101               2.25             5                    2                      5
   16616266            6              6                   20111001                      20111101               2.25             6                    2                      6
   16616324            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616475            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616526            6              6                   20111001                      20111101               2.25             5                    1                      5
   16616557            6              6                   20111101                      20111201               2.25             5                    1                      5
   16616558            6              6                   20111101                      20111201               2.25             5                    1                      5
   16628724            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628772            6              6                   20111001                      20111101               2.25             5                    1                      5
   16628959            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629171            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629193            6              6                   20110901                      20111001               2.25             5                    1                      5
   16629260            6              6                   20111001                      20111101               2.25             5                    1                      5
   16629264            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632257            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632320            6              6                   20111101                      20111201               2.25             5                    1                      5
   16632339            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632343            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632358            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632362            6              6                   20111101                      20111201               2.75             5                    2                      5
   16632409            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632462            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632476            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632502            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632551            6              6                   20110901                      20111001               2.25             5                    1                      5
   16632622            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632663            6              6                   20111001                      20111101               2.25             5                    1                      5
   16632841            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633021            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633074            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633103            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634181            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634182            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634229            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634261            6              6                   20111001                      20111101               2.25             6                    2                      6
   16634266            6              6                   20110901                      20111001               2.25             6                    2                      6
   16634316            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634323            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634446            6              6                   20110901                      20111001               2.25             5                    1                      5
   16634547            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634600            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634694            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638204            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638294            6              6                   20111001                      20111101               2.25             6                    2                      6
   16638316            6              6                   20110901                      20111001               2.25             5                    1                      5
   16638341            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638389            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638393            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638452            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638460           12              12                  20111001                      20111101               2.25             5                    2                      5
   16638468            6              6                   20111101                      20111201               2.25             5                    1                      5
   16638490            6              6                   20111001                      20111101               2.25             6                    2                      6
   16638510           12              12                  20111001                      20111101               2.25             5                    2                      5
   16638518            6              6                   20110901                      20111001               2.25             5                    1                      5
   16638522           12              12                  20111001                      20111101               2.25             5                    2                      5
   16638546            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638571            6              6                   20131101                      20131201               2.25             5                    1                      5
   16638676           12              12                  20111001                      20111101               2.25             5                    2                      5
   16638682            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638688           12              12                  20111101                      20111201               2.25             5                    2                      5
   16638707           12              12                  20111001                      20111101               2.25             5                    2                      5
   16638729            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638730            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638734            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638827            6              6                   20111101                      20111201               2.25             5                    2                      5
   16638841            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638844            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638863            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638935            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638943            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638945            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640647            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640684            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640718            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640730           12              12                  20111001                      20111101               2.25             5                    2                      5
   16640735            6              6                   20111001                      20111101               2.25             6                    2                      6
   16640766            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640768            6              6                   20110901                      20111001               2.25             5                    1                      5
   16640777            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640796           12              12                  20111001                      20111101               2.25             5                    2                      5
   16640802            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640841            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640856            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640935            6              6                   20110901                      20111001               2.25             5                    1                      5
   16640995            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641005            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641017            6              6                   20110901                      20111001               2.25             5                    1                      5
   16641034            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641093            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641130            6              6                   20110901                      20111001               2.25             5                    1                      5
   16641143            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641146            6              6                   20111101                      20111201               2.25             5                    1                      5
   16641161            6              6                   20111001                      20111101               2.25             6                    2                      6
   16641167            6              6                   20110901                      20111001               2.25             5                    1                      5
   16641179            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641185            6              6                   20110901                      20111001               2.25             5                    1                      5
   16641252            6              6                   20111001                      20111101               2.25             5                    1                      5
   16641326            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643550            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643593            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643620            6              6                   20091001                      20091101               2.25             2                    1                      6
   16643662            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643666            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643671            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643675            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643748            6              6                   20111001                      20111101               2.25             6                    2                      6
   16643850            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643890            6              6                   20111101                      20111201               2.25             5                    1                      5
   16643988            6              6                   20111001                      20111101               2.25             5                    1                      5
   16644035            6              6                   20131101                      20131201               2.25             5                    1                      5
   16644127            6              6                   20111101                      20111201               2.25             5                    1                      5
   16644228            6              6                   20111001                      20111101               2.25             5                    1                      5
   16645951            6              6                   20111001                      20111101               2.25             5                    1                      5
   16645955            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646012            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646022            6              6                   20111001                      20111101               2.25             6                    2                      6
   16646048            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646104            6              6                   20111101                      20111201               2.25             5                    1                      5
   16646145            6              6                   20111101                      20111201               2.25             5                    1                      5
   16646189            6              6                   20110901                      20111001               2.25             6                    2                      6
   16646275            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646301            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646365            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646414            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646461            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646496            6              6                   20131001                      20131101               2.25             5                    1                      5
   16646509            6              6                   20131001                      20131101               2.25             5                    1                      5
   16646510            6              6                   20111101                      20111201               2.25             5                    1                      5
   16646527            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646558            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646566            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646574            6              6                   20111001                      20111101               2.25             5                    1                      5
   16646588            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646624            6              6                   20110701                      20110801               4.99             3                    1                      6
   16646625            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646637            6              6                   20110901                      20111001               2.25             5                    1                      5
   16646649            6              6                   20110501                      20110601               2.75             6                    2                      6
   16646666            6              6                   20110901                      20111001               2.25             5                    1                      5
   16648328            6              6                   20111001                      20111101               2.25             6                    2                      6
   16648333            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648446            6              6                   20111001                      20111101               2.75             6                    2                      6
   16648478            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648486            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648489            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648490            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648492            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648514            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648646            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648675            6              6                   20111101                      20111201               2.25             6                    2                      6
   16648692            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648915            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648939            6              6                   20091001                      20091101               2.25             2                    1                      6
   16648950            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649122            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649130            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649146            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649202            6              6                   20110901                      20111001               2.25             5                    1                      5
   16649969            6              6                   20110901                      20111001               2.25             5                    1                      5
   16649983            6              6                   20110901                      20111001               2.25             5                    1                      5
   16649996            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650006            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650026            6              6                   20110801                      20110901               2.25             5                    1                      5
   16650034            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650104            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650142           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650153            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650163           12              12                  20111101                      20111201               2.25             5                    2                      5
   16650165           12              12                  20110901                      20111001               2.25             5                    1                      5
   16650324            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650346            6              6                   20131001                      20131101               2.25             5                    1                      5
   16650359           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650368            6              6                   20091001                      20091101               2.25             2                    1                      6
   16650395           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650417           12              12                  20111001                      20111101               2.25             5                    2                      5
   16650473            6              6                   20111101                      20111201               2.25             5                    1                      5
   16650476            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650478            6              6                   20091001                      20091101               2.25             2                    1                      6
   16650483            6              6                   20111001                      20111101               2.25             5                    1                      5
   16650606            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651152            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651177            6              6                   20111101                      20111201               2.25             6                    2                      6
   16651262            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651287            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651369            6              6                   20111001                      20111101               2.25             6                    2                      6
   16651413           12              12                  20111001                      20111101               2.25             5                    2                      5
   16651512            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651522            6              6                   20091001                      20091101               2.25             2                    1                      6
   16651566            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651739            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651756            6              6                   20111001                      20111101               2.25             5                    1                      5
   16651805            6              6                   20111101                      20111201               2.25             5                    1                      5
   16651850            6              6                   20111001                      20111101               2.25             5                    1                      5
   16653716            6              6                   20111101                      20111201               2.25             5                    1                      5
   16653763            6              6                   20111001                      20111101               2.25             6                    2                      6
   16653769            6              6                   20111001                      20111101               2.25             5                    1                      5
   16653943            6              6                   20111001                      20111101               2.25             5                    1                      5
   16653977            6              6                   20111101                      20111201               2.25             5                    1                      5
   16654001           12              12                  20110801                      20110901               2.25             5                    2                      5
   16654017            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654124            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654130            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654170            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654181            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654225            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654316            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654329            6              6                   20111001                      20111101               2.25             5                    1                      5
   16654384            6              6                   20110901                      20111001               2.25             5                    1                      5
   16654386           12              12                  20111101                      20111201               2.25             5                    2                      5
   16655951            6              6                   20131001                      20131101               2.25             3                    1                      5
   16655970            6              6                   20131101                      20131201               2.25             5                    1                      5
   16655971            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656014            6              6                   20111001                      20111101               2.25             6                    2                      6
   16656021            6              6                   20111101                      20111201               2.25             5                    1                      5
   16656036           12              12                  20111001                      20111101               2.25             5                    2                      5
   16656074            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656119            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656133            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656182            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656186            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656367            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656422            6              6                   20091001                      20091101               2.25             2                    1                      6
   16656468            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656496            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656569            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656603            6              6                   20111101                      20111201               2.25             5                    1                      5
   16656610            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656641            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656642            6              6                   20111001                      20111101               2.25             6                    2                      6
   16656644            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656816           12              12                  20111001                      20111101               2.25             5                    1                      5
   16656826            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656854            6              6                   20111001                      20111101               2.25             5                    1                      5
   16656951            6              6                   20111001                      20111101               2.25             5                    1                      5
   16657006            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658379            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658420            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658449            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658571            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658578            6              6                   20131101                      20131201               2.25             5                    1                      5
   16658625            6              6                   20131101                      20131201               2.25             5                    1                      5
   16658644            6              6                   20111001                      20111101               2.25             6                    2                      6
   16658666            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658678            6              6                   20111101                      20111201               2.25             5                    1                      5
   16658680            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658802            6              6                   20111001                      20111101               2.25             6                    2                      6
   16658842            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658930            6              6                   20111001                      20111101               2.25             5                    1                      5
   16658950            6              6                   20111101                      20111201               2.25             5                    1                      5
   16659032            6              6                   20131101                      20131201               2.25             5                    1                      5
   16659167            6              6                   20161101                      20161201               2.25             5                    1                      5
   16659197            6              6                   20161101                      20161201               2.25             5                    1                      5
   16659214            6              6                   20111001                      20111101               2.25             5                    1                      5
   16661977            6              6                   20111001                      20111101               2.25             5                    1                      5
   16661997            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662015            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662069            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662070            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662081            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662106            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662157            6              6                   20111101                      20111201               2.25             5                    1                      5
   16662188            6              6                   20131101                      20131201               2.25             5                    1                      5
   16662220            6              6                   20111101                      20111201               2.25             5                    1                      5
   16662244            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662259            6              6                   20110901                      20111001               3.75             5                    1                      5
   16662324            6              6                   20111001                      20111101               2.25             2                    2                      6
   16662330            6              6                   20111001                      20111101               2.25             2                    2                      6
   16662341            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662373            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662378            6              6                   20111001                      20111101               3.75             5                    1                      5
   16662452            6              6                   20111001                      20111101               2.75             6                    2                      6
   16662454            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662458            6              6                   20111101                      20111201               2.25             5                    1                      5
   16662517            6              6                   20111101                      20111201               2.25             5                    1                      5
   16662594            6              6                   20111101                      20111201               2.25             5                    1                      5
   16662619            6              6                   20111001                      20111101               2.25             5                    1                      5
   16662701            6              6                   20111001                      20111101               2.25             5                    1                      5
   16663714            6              6                   20111001                      20111101               2.25             5                    1                      5
   16663756            6              6                   20111001                      20111101               2.25             6                    2                      6
   16663762            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663835            6              6                   20111001                      20111101               2.25             5                    1                      5
   16663840            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663847            6              6                   20110901                      20111001               3.75             5                    1                      5
   16663915            6              6                   20091001                      20091101               2.25             2                    1                      6
   16663935            6              6                   20110901                      20111001               2.25             5                    1                      5
   16663962            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663971            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663988            6              6                   20111101                      20111201               2.25             5                    1                      5
   16664042            6              6                   20110901                      20111001               2.25             6                    2                      6
   16664087            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664194            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664225            6              6                   20111101                      20111201               2.25             5                    1                      5
   16664319            6              6                   20111101                      20111201               2.25             5                    1                      5
   16664326            6              6                   20111001                      20111101               2.25             5                    1                      5
   16664358           12              12                  20130901                      20131001               2.25             5                    2                      5
   16664436            6              6                   20111101                      20111201               2.25             5                    1                      5
   16665494            6              6                   20091001                      20091101               2.25             2                    1                      6
   16665527            6              6                   20111101                      20111201               2.25             5                    1                      5
   16665551            6              6                   20111001                      20111101               2.25             5                    1                      5
   16665556            6              6                   20111001                      20111101               2.25             5                    1                      5
   16665728            6              6                   20111001                      20111101               2.25             5                    1                      5
   16665768           12              12                  20111101                      20111201               2.25             5                    2                      5
   16665833            6              6                   20111101                      20111201               2.25             5                    1                      5
   16665921            6              6                   20111101                      20111201               2.25             5                    1                      5
   16665932            6              6                   20111001                      20111101               2.25             5                    1                      5
   16665985            6              6                   20111101                      20111201               2.25             5                    1                      5
   16665995            6              6                   20131101                      20131201               2.25             5                    1                      5
   16666010           12              12                  20111101                      20111201               2.25             5                    2                      5
   16666041            6              6                   20111101                      20111201               2.25             5                    1                      5
   16666045            6              6                   20111101                      20111201               2.25             5                    1                      5
   16666842            6              6                   20111001                      20111101               2.25             5                    1                      5
   16666851            6              6                   20111001                      20111101               2.25             5                    1                      5
   16666955            6              6                   20111001                      20111101               2.75             6                    2                      6
   16667002            6              6                   20111101                      20111201               2.25             5                    1                      5
   16667004            6              6                   20091101                      20091201               2.25             2                    1                      6
   16667241            6              6                   20111101                      20111201               2.25             5                    1                      5
   16667245            6              6                   20131001                      20131101               2.25             6                    2                      6
   16667279            6              6                   20111001                      20111101               2.25             5                    1                      5
   16667282            6              6                   20111101                      20111201               2.25             5                    1                      5
   16667303            6              6                   20111101                      20111201               2.25             5                    1                      5
   16667331            6              6                   20111001                      20111101               2.25             5                    1                      5
   16667440            6              6                   20090901                      20091001               2.25             2                    1                      6
   16670247            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670260            6              6                   20131001                      20131101               2.25             5                    1                      5
   16670279            6              6                   20111001                      20111101               2.25             5                    1                      5
   16670286            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670372            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670395            6              6                   20110901                      20111001               2.25             5                    2                      6
   16670399            6              6                   20110901                      20111001               2.25             5                    1                      5
   16670471            6              6                   20111001                      20111101               2.25             5                    1                      5
   16670576            6              6                   20111101                      20111201               2.25             6                    1                      6
   16670663            6              6                   20161101                      20161201               2.25             5                    1                      5
   16670668            6              6                   20111101                      20111201               2.25             6                    2                      6
   16670675            6              6                   20111101                      20111201               2.25             6                    2                      6
   16670758            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670780            6              6                   20131101                      20131201               2.25             5                    1                      5
   16670812            6              6                   20110901                      20111001              3.875             3                    1                      6
   16670820            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670821            6              6                   20111001                      20111101              3.875             3                    1                      6
   16670857            6              6                   20111001                      20111101               2.25             6                    2                      6
   16670874            6              6                   20111001                      20111101               2.25             5                    1                      5
   16670883            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670906            6              6                   20091101                      20091201               2.25             2                    1                      6
   16670909            6              6                   20131101                      20131201               2.25             5                    1                      5
   16670982            6              6                   20111101                      20111201               2.25             5                    1                      5
   16670988            6              6                   20090901                      20091001               2.25             2                    2                      6
   16672349            6              6                   20111001                      20111101               2.25             5                    1                      5
   16672593            6              6                   20111101                      20111201               2.75             6                    2                      6
   16672694            6              6                   20131101                      20131201               2.25             5                    1                      5
   16672725            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672764            6              6                   20111001                      20111101               3.75             5                    1                      5
   16672787            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672816            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672850            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672866            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672871            6              6                   20111101                      20111201               2.25             5                    1                      5
   16672902            6              6                   20131101                      20131201               2.25             5                    1                      5
   16672930            6              6                   20111101                      20111201               2.25             5                    1                      5
   16673020            6              6                   20111101                      20111201               2.25             5                    1                      5
   16673050            6              6                   20111101                      20111201               2.25             5                    1                      5
   16673067            6              6                   20111001                      20111101               2.25             5                    1                      5
   16673286            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674014            6              6                   20111001                      20111101               2.25             5                    1                      5
   16674040            6              6                   20110901                      20111001               2.25             5                    2                      5
   16674115            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674159            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674182            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674187            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674199            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674236            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674246            6              6                   20081101                      20081201              2.375             3                    1                      5
   16674377            6              6                   20090901                      20091001               2.25             2                    1                      6
   16674583            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674590            6              6                   20111001                      20111101               2.75             6                    2                      6
   16674637            6              6                   20111001                      20111101               2.75             6                    2                      6
   16674687            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674723            6              6                   20111101                      20111201               2.25             5                    1                      5
   16674750            6              6                   20131101                      20131201               2.25             5                    1                      5
   16676496            6              6                   20111001                      20111101               2.25             6                    2                      6
   16676519            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676553            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676578            6              6                   20111001                      20111101               2.25             5                    1                      5
   16676720            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676750            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676752            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676791            6              6                   20131101                      20131201               2.25             5                    1                      5
   16676830            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676834            6              6                   20111101                      20111201               2.25             6                    2                      6
   16676878            6              6                   20111101                      20111201               2.25             5                    1                      5
   16676892            6              6                   20111001                      20111101               2.75             6                    2                      6
   16676895            6              6                   20111001                      20111101               2.75             6                    2                      6
   16680058            6              6                   20111001                      20111101               2.25             6                    2                      6
   16680107            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680160            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680196            6              6                   20111001                      20111101               2.25             5                    1                      5
   16680204           12              12                  20130901                      20131001               2.25             5                    2                      5
   16680246           12              12                  20110901                      20111001               2.25             5                    2                      5
   16680338            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680344            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680384            6              6                   20111001                      20111101               2.75             5                    2                      6
   16680421            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680466            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680661            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680693            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680728            6              6                   20110301                      20110401               2.25             5                    1                      5
   16681293            6              6                   20110801                      20110901               2.25             5                    1                      5
   16681333            6              6                   20111101                      20111201               2.25             4                    2                      4
   16681342            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681364            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681495            6              6                   20131101                      20131201               2.25             5                    1                      5
   16681559            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681565            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681569            6              6                   20110701                      20110801               2.25             5                    1                      5
   16681590            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681592            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681627           12              12                  20111101                      20111201               2.25             5                    2                      5
   16681637            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681736            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681740            6              6                   20111001                      20111101               2.25             6                    2                      6
   16681741            6              6                   20111101                      20111201               2.25             6                    2                      6
   16681745            6              6                   20111001                      20111101               2.75             6                    2                      6
   16681764            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681771            6              6                   20131101                      20131201               2.25             5                    1                      5
   16681831            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681859            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684087            6              6                   20111001                      20111101               2.75             6                    2                      6
   16684098            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684151            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684165            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684192            6              6                   20111001                      20111101               2.25             5                    1                      5
   16684195            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684207            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684439            6              6                   20091101                      20091201               2.25             2                    1                      6
   16684520            6              6                   20131101                      20131201               2.25             5                    1                      5
   16684558            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684570            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684584            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684594            6              6                   20111001                      20111101               2.25             5                    1                      5
   16684688            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684743            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684793            6              6                   20111101                      20111201               2.25             5                    2                      5
   16685761            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685796            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685804            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685830            6              6                   20111001                      20111101               2.25             5                    1                      5
   16685847            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685896            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685930            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686029            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686033            6              6                   20111001                      20111101               2.25             5                    1                      5
   16686063            6              6                   20111001                      20111101               2.25             5                    1                      5
   16686078            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686138            6              6                   20111001                      20111101               2.25             5                    1                      5
   16686176            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686215            6              6                   20131001                      20131101               2.25             5                    1                      5
   16686247            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686248            6              6                   20111001                      20111101               2.75             6                    2                      6
   16686351            6              6                   20111101                      20111201               2.25             5                    1                      5
   16688060           12              12                  20111101                      20111201               2.25             5                    2                      5
   16688077            6              6                   20131001                      20131101               2.25             5                    1                      5
   16688201            6              6                   20111101                      20111201               2.25             6                    2                      6
   16688258            6              6                   20131101                      20131201               2.25             5                    1                      5
   16688265            6              6                   20110801                      20110901               2.25             5                    1                      5
   16688306            6              6                   20111101                      20111201               2.25             5                    1                      5
   16688332            6              6                   20111101                      20111201               2.25             5                    1                      5
   16688378            6              6                   20111101                      20111201               2.25             5                    1                      5
   16688498            6              6                   20090901                      20091001               3.25             2                    2                      6
   16688537            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692153            6              6                   20090901                      20091001               2.25             2                    1                      6
   16692408            6              6                   20130901                      20131001               2.25             3                    1                      6
   16692435            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692464            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692493            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692529            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692654            6              6                   20111001                      20111101               2.75             6                    2                      6
   16692664            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692711            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693428            6              6                   20111001                      20111101               2.25             5                    1                      5
   16693455            6              6                   20110901                      20111001               2.25             5                    1                      5
   16693477            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693665            6              6                   20131101                      20131201               2.25             5                    1                      5
   16693794            6              6                   20131101                      20131201               2.25             5                    1                      5
   16693809            6              6                   20131101                      20131201               2.25             5                    1                      5
   16693867            6              6                   20111101                      20111201               2.25             3                    1                      5
   16693947            6              6                   20111101                      20111201               2.25             5                    1                      5
   16696047            6              6                   20111101                      20111201               2.25             5                    1                      5
   16696050            6              6                   20111001                      20111101               2.75             6                    2                      6
   16696207            6              6                   20161101                      20161201               2.25             5                    1                      5
   16696234            6              6                   20111101                      20111201               2.25             5                    1                      5
   16696242            6              6                   20111101                      20111201               2.25             5                    1                      5
   16696542            6              6                   20091101                      20091201               2.25             2                    1                      6
   16696549            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697476            6              6                   20111001                      20111101               2.75             5                    2                      6
   16697593            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697666            6              6                   20111101                      20111201               2.25             6                    2                      6
   16146824            6              6                   20100801                      20100901                5               5                    1                      5
   16234708            6              6                   20110501                      20110601               2.25             5                    1                      5
   16292046           12              12                  20070501                      20070601               2.25             2                    2                      6
   16292066            6              6                   20070401                      20070501              4.625             4                    2                      4
   16710949            6              6                   20111101                      20111201               2.25             5                    1                      5
   16710985            6              6                   20111101                      20111201               2.25             5                    1                      5
   16539918            6              6                   20111001                      20111101               2.25             5                    1                      5
   16348970           12              12                  20110701                      20110801               2.5              5                    2                      5
   16567293            6              6                   20111001                      20111101               2.25             5                    1                      5
   16571296            6              6                   20111001                      20111101               2.25             5                    1                      5
   16574694            6              6                   20111001                      20111101               2.25             5                    1                      5
   16593701            6              6                   20111001                      20111101               2.25             5                    1                      5
   16594467            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649293            6              6                   20110201                      20110301               2.75             6                    2                      6
   16649299            6              6                   20080601                      20080701               2.75             6                    2                      6
   16649301            6              6                   20110701                      20110801               2.75             6                    2                      6
   16649303            6              6                   20090701                      20090801               2.75             6                    2                      6
   16649307            6              6                   20090601                      20090701               2.75             6                    2                      6
   16649312            6              6                   20110701                      20110801               2.75             6                    2                      6
   16649318            6              6                   20130701                      20130801               2.75             6                    2                      6
   16649322            6              6                   20090701                      20090801               2.75             6                    2                      6
   16649324            6              6                   20110701                      20110801               2.75             6                    2                      6
   16649325            6              6                   20130701                      20130801               2.75             6                    2                      6
   16649326            6              6                   20130701                      20130801               2.75             6                    2                      6
   16649328            6              6                   20130701                      20130801               2.75             6                    2                      6
   16649331            6              6                   20130701                      20130801               2.75             6                    2                      6
   16649334            6              6                   20130701                      20130801               2.75             6                    2                      6
   16649336            6              6                   20130801                      20130901               2.75             6                    2                      6
   16649337            6              6                   20110801                      20110901               2.75             6                    2                      6
   16649338            6              6                   20110801                      20110901               2.75             6                    2                      6
   16649341            6              6                   20110201                      20110301               2.75             6                    2                      6
   16649342            6              6                   20110201                      20110301               2.75             6                    2                      6
   16649343            6              6                   20110201                      20110301               2.75             6                    2                      6
   16649346            6              6                   20080701                      20080801               2.75             6                    2                      6
   16649309            6              6                   20110701                      20110801               2.75             6                    2                      6
   16339733            6              6                   20110701                      20110801               2.25             5                    1                      5
   16339815            6              6                   20110701                      20110801               2.25             5                    1                      5
   16342038            6              6                   20110801                      20110901               2.25             6                    2                      6
   16318687            6              6                   20160601                      20160701               2.25             5                    1                      5
   16321474            6              6                   20110501                      20110601               2.25             5                    1                      5
   16321481            6              6                   20110701                      20110801               2.25             5                    1                      5
   16318632            6              6                   20110601                      20110701               2.25             5                    1                      5
   16322996            6              6                   20110701                      20110801               2.25             5                    1                      5
   16343880            6              6                   20110801                      20110901               2.25             5                    1                      5
   16345837            6              6                   20110701                      20110801               2.25             6                    2                      6
   16315011            6              6                   20110601                      20110701               2.25             5                    1                      5
   16315054            6              6                   20110601                      20110701               2.25             5                    1                      5
   16392409            6              6                   20110901                      20111001               2.25             5                    1                      5
   16392468            6              6                   20110901                      20111001               2.25             5                    1                      5
   16392279            6              6                   20111001                      20111101               2.25             5                    1                      5
   16392292            6              6                   20111001                      20111101               2.25             5                    1                      5
   16392302            6              6                   20111001                      20111101               2.25             5                    1                      5
   16387573            6              6                   20110301                      20110401               2.25             5                    1                      5
   16388736            6              6                   20110701                      20110801               2.25             5                    1                      5
   16388813            6              6                   20110801                      20110901               2.25             5                    1                      5
   16387433            6              6                   20110701                      20110801               2.25             5                    1                      5
   16387111            6              6                   20110801                      20110901               2.25             5                    1                      5
   16384261            6              6                   20110601                      20110701               2.25             5                    1                      5
   16384292            6              6                   20110701                      20110801               2.25             5                    1                      5
   16784865            6              6                   20111201                      20120101               2.25             5                    1                      5
   16718697            6              6                   20111101                      20111201               2.25             5                    1                      5
   16718712            6              6                   20111101                      20111201               2.25             5                    1                      5
   16718737            6              6                   20081001                      20081101               7.65             3                    1                      6
   16718790            6              6                   20111101                      20111201               2.25             5                    1                      5
   16721882            6              6                   20111101                      20111201               2.25             6                    2                      6
   16721945            6              6                   20111101                      20111201               2.25             5                    1                      5
   16723115            6              6                   20111101                      20111201               2.25             5                    1                      5
   16395666            6              6                   20090901                      20091001               2.25             5                    1                      5
   16377122            6              6                   20160801                      20160901               2.25             5                    1                      5
   16713969            6              6                   20091101                      20091201               2.25             5                    1                      6
   16383989            6              6                   20110701                      20110801              3.875             3                    1                      6
   16292055            1              1                   20070101                      20070201               2.5              0                    0                    5.25
   16292061           12              12                  20070501                      20070601               2.25             2                    2                      6
   16292138           12              12                  20070501                      20070601               2.25             2                    2                      6
   16244546           12              12                  20110501                      20110601                4               5                    2                      5
   16232928            6              6                   20110501                      20110601               2.25             5                    1                      5
   16234495           12              12                  20110501                      20110601               2.75             5                    2                      5
   16234618            6              6                   20110501                      20110601               2.25             5                    1                      5
   16697600            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697603            6              6                   20111101                      20111201               2.25             2                    2                      6
   16697382            6              6                   20111101                      20111201               2.25             5                    1                      5
   16697394            6              6                   20131101                      20131201               2.25             5                    1                      5
   16697397            6              6                   20131101                      20131201               2.25             5                    1                      5
   16696289            6              6                   20111101                      20111201               2.25             5                    1                      5
   16694012            6              6                   20111101                      20111201               2.25             5                    1                      5
   16694035            6              6                   20111101                      20111201               2.25             5                    1                      5
   16696124            6              6                   20111101                      20111201               2.25             5                    1                      5
   16696247            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693884            6              6                   20111101                      20111201               2.25             6                    2                      6
   16693771            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693773            6              6                   20091101                      20091201               2.25             2                    1                      6
   16693799            6              6                   20131101                      20131201               2.25             5                    1                      5
   16693845            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693857            6              6                   20091101                      20091201               2.25             2                    1                      6
   16693864            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693946            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693995            6              6                   20131101                      20131201               2.25             5                    1                      5
   16692670            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693352            6              6                   20111001                      20111101               2.25             5                    1                      5
   16693372            6              6                   20110801                      20110901               2.25             6                    2                      6
   16693381            6              6                   20111001                      20111101               2.25             5                    1                      5
   16693409            6              6                   20111001                      20111101               2.25             5                    1                      5
   16693413            6              6                   20111001                      20111101               2.25             5                    1                      5
   16693443            6              6                   20111001                      20111101               2.25             5                    1                      5
   16693444            6              6                   20111001                      20111101               2.25             5                    1                      5
   16693467            6              6                   20111001                      20111101               2.25             5                    1                      5
   16693471            6              6                   20131101                      20131201               2.25             5                    1                      5
   16693485            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693689            6              6                   20131101                      20131201               2.25             5                    1                      5
   16693697            6              6                   20131101                      20131201               2.25             5                    1                      5
   16693533            6              6                   20111101                      20111201               2.25             5                    1                      5
   16693545            6              6                   20111001                      20111101               2.25             6                    2                      6
   16693549            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692553            6              6                   20091101                      20091201               2.25             2                    1                      6
   16692238            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692262            6              6                   20131101                      20131201               2.25             5                    1                      5
   16692393            6              6                   20111101                      20111201               2.25             5                    1                      5
   16688464            6              6                   20111101                      20111201               2.25             5                    1                      5
   16688496            6              6                   20111101                      20111201               2.25             5                    2                      5
   16692076            6              6                   20111001                      20111101               2.25             5                    1                      5
   16692446            6              6                   20111101                      20111201               2.25             5                    1                      5
   16692163           12              12                  20111101                      20111201               2.25             5                    2                      5
   16686050            6              6                   20110601                      20110701               2.25             5                    1                      5
   16686071            6              6                   20111101                      20111201               2.25             5                    1                      5
   16688066            6              6                   20110901                      20111001               2.25             5                    1                      5
   16688164            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686118            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686122            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686127            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686132            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686145            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686175            6              6                   20111101                      20111201               2.25             5                    1                      5
   16686225            6              6                   20111001                      20111101               2.25             6                    2                      6
   16688282            6              6                   20111101                      20111201               2.25             5                    1                      5
   16688032            6              6                   20111001                      20111101               2.25             5                    1                      5
   16685712            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685724            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685749            6              6                   20111101                      20111201               2.25             5                    1                      5
   16685853            6              6                   20111001                      20111101               2.25             5                    1                      5
   16685900            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684582            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684627            6              6                   20111001                      20111101               2.25             6                    2                      6
   16686005            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684640            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684695           12              12                  20111101                      20111201               2.25             5                    2                      5
   16684725            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684790            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681945            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681946            6              6                   20111001                      20111101               2.25             5                    1                      5
   16681957            6              6                   20131101                      20131201               2.25             5                    1                      5
   16684122            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684152            6              6                   20111101                      20111201               2.25             5                    1                      5
   16684071            6              6                   20111001                      20111101               2.75             6                    2                      6
   16684078            6              6                   20111001                      20111101               2.25             6                    2                      6
   16684082            6              6                   20111001                      20111101               2.25             6                    2                      6
   16680441            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680462            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680501            6              6                   20110801                      20110901               2.25             5                    1                      5
   16681402            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681425            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680549            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680555            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681441            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681500           12              12                  20111101                      20111201               2.25             5                    2                      5
   16681558            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681615            6              6                   20111101                      20111201               2.25             6                    2                      6
   16680617            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680633            6              6                   20111001                      20111101               2.25             5                    1                      5
   16680641            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680659            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680695            6              6                   20111001                      20111101               2.75             5                    2                      6
   16681707            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681708            6              6                   20111001                      20111101               2.25             6                    2                      6
   16681756            6              6                   20091101                      20091201               2.25             2                    1                      6
   16681777            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681783            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681801            6              6                   20111101                      20111201               2.25             5                    1                      5
   16681840            6              6                   20111001                      20111101               2.25             6                    2                      6
   16681253            6              6                   20110801                      20110901               2.25             5                    1                      5
   16661832            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680255            6              6                   20111101                      20111201               2.25             6                    2                      6
   16661876            6              6                   20111101                      20111201               2.25             5                    1                      5
   16661900            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680085            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663668            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680150            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680195            6              6                   20111101                      20111201               2.25             5                    1                      5
   16680360            6              6                   20111101                      20111201               2.25             5                    1                      5
   16661945            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663548            6              6                   20111101                      20111201               2.25             5                    1                      5
   16663568            6              6                   20111101                      20111201               2.25             5                    1                      5
   16665312            6              6                   20131101                      20131201               2.25             5                    1                      5
   16663575            6              6                   20081201                      20090101              2.375             3                    1                      5
   16666672            6              6                   20111101                      20111201               2.25             5                    1                      5
   16653464            6              6                   20131101                      20131201               2.25             5                    1                      5
   16653686            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649609            6              6                   20081101                      20081201              2.375             3                    1                      5
   16649628            6              6                   20131201                      20140101               2.25             5                    1                      5
   16643503            6              6                   20111001                      20111101               2.25             5                    1                      5
   16649644            6              6                   20111101                      20111201               2.25             5                    1                      5
   16649684            6              6                   20111101                      20111201               2.25             5                    1                      5
   16645839            6              6                   20111001                      20111101               2.25             5                    1                      5
   16645842            6              6                   20111101                      20111201               2.25             5                    1                      5
   16650971            6              6                   20111101                      20111201               2.25             5                    1                      5
   16650871            6              6                   20111101                      20111201               2.25             5                    1                      5
   16651025            6              6                   20111101                      20111201               2.25             5                    1                      5
   16653574            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648172            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648184            6              6                   20111001                      20111101               2.25             5                    1                      5
   16648232            6              6                   20111101                      20111201               2.25             5                    1                      5
   16648237            6              6                   20111101                      20111201               2.25             5                    1                      5
   16648122            6              6                   20111101                      20111201               2.25             5                    1                      5
   16628532            6              6                   20111101                      20111201               2.25             5                    1                      5
   16628609            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640480            6              6                   20111001                      20111101               2.25             5                    1                      5
   16631164            6              6                   20111001                      20111101               2.25             5                    1                      5
   16631181            6              6                   20111001                      20111101               2.25             5                    1                      5
   16640504            6              6                   20111101                      20111201               2.25             5                    1                      5
   16640520            6              6                   20111101                      20111201               2.25             5                    1                      5
   16631269            6              6                   20111001                      20111101               2.25             5                    1                      5
   16631278            6              6                   20111001                      20111101               2.25             5                    1                      5
   16631280            6              6                   20111001                      20111101               2.25             5                    1                      5
   16630993            6              6                   20111101                      20111201               2.25             5                    1                      5
   16631283            6              6                   20111001                      20111101               2.25             5                    1                      5
   16643390            6              6                   20111001                      20111101               2.25             5                    1                      5
   16633682            6              6                   20111001                      20111101               2.25             5                    1                      5
   16634093            6              6                   20111101                      20111201               2.25             5                    1                      5
   16638028            6              6                   20111001                      20111101               2.25             5                    1                      5
   16638037            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612574            6              6                   20111101                      20111201               2.25             5                    1                      5
   16615799            6              6                   20111001                      20111101               2.25             5                    1                      5
   16615894            6              6                   20111001                      20111101               2.25             5                    1                      5
   16615732            6              6                   20111001                      20111101               2.25             5                    1                      5
   16612471            6              6                   20161101                      20161201               2.25             5                    1                      5
   16611059            6              6                   20111101                      20111201               2.25             5                    1                      5
   16611009            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605538            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605540            6              6                   20111001                      20111101               2.25             5                    1                      5
   16605566            6              6                   20111001                      20111101               2.25             5                    1                      5
   16600678            6              6                   20111101                      20111201               2.25             5                    1                      5
   16603664            6              6                   20111001                      20111101               2.25             5                    1                      5
   16603679            6              6                   20111001                      20111101               2.25             5                    1                      5
   16596042            6              6                   20111101                      20111201               2.25             5                    1                      5
   16596995            6              6                   20111101                      20111201               2.25             5                    1                      5
   16597082            6              6                   20111101                      20111201               2.25             5                    1                      5
   16594485            6              6                   20131001                      20131101               2.25             5                    1                      5
   16594356            6              6                   20091101                      20091201               2.25             2                    1                      6
   16594486            6              6                   20131001                      20131101               2.25             5                    1                      5
   14178452            6              6                   20070501                      20070601              2.375             3                    2                      6
   13973243           12              12                  20071201                      20080101               2.75             2                    2                     7.5
   14003252           12              12                  20080401                      20080501               2.25             5                    2                      5
   13973190           12              12                  20070701                      20070801               2.75             2                    2                      6
   13982228           12              12                  20070501                      20070601               2.75             5                    2                      5
   13982156           12              12                  20070401                      20070501               2.75             5                    2                      5
   13973237           12              12                  20070701                      20070801               2.75             2                    2                    9.25
   13982099           12              12                  20070901                      20071001               2.75             5                    2                      5
   13973132           12              12                  20070601                      20070701               2.75             2                    2                      6
   13973231           12              12                  20071001                      20071101               2.75             2                    2                    6.125
   13982034           12              12                  20070701                      20070801               2.75             5                    2                      5
   13973133           12              12                  20070201                      20070301               2.75             2                    2                      6
   13973134           12              12                  20071001                      20071101               2.75             2                    2                      6
   13973206           12              12                  20070601                      20070701               2.75             2                    2                    7.125
   14184104            6              6                   20070401                      20070501                5               3                    1                      5
   14145633            6              6                   20110601                      20110701                2               6                    2                      6
   14160784            6              6                   20070301                      20070401              2.375             1                    1                      6
   13982148            6              6                   20070401                      20070501                2               6                    2                      6
   13907876            6              6                   20080301                      20080401                5               5                    1                      5
   14178626            6              6                   20070401                      20070501              2.375             3                    1                      6
   14159594           12              12                  20070401                      20070501               2.25             5                    2                      5
   14178468           12              12                  20071101                      20071201               2.75             5                    2                      5
   14178469           12              12                  20071101                      20071201               2.75             5                    2                      5
   14152330           12              12                  20071001                      20071101               2.75             5                    2                      5
   14152332           12              12                  20070701                      20070801               2.75             2                    2                      6
   14009611           12              12                  20070701                      20070801               2.75             5                    2                      5
   14152339           12              12                  20070901                      20071001               2.75             5                    2                      5
   14178475           12              12                  20071101                      20071201               2.75             5                    2                      5
   14152506           12              12                  20071001                      20071101               2.75             5                    2                      5
   14155018           12              12                  20071201                      20080101               2.75             6                    2                      6
   14152346           12              12                  20071101                      20071201               2.75             2                    2                      6
   14188601            6              6                   20070401                      20070501               2.75             1                    1                      6
   14188602            6              6                   20070301                      20070401               3.25             1                    1                      6
   14188606            6              6                   20070301                      20070401               3.25             1                    1                      6
   14188607            6              6                   20070201                      20070301               3.25             5                    1                      5
   16399630            6              6                   20070101                      20070201              1.875             5                    2                      5
   16399632            6              6                   20080401                      20080501              1.875             5                    2                      5
   14152517           12              12                  20070901                      20071001               2.75             5                    2                      5
   14152356           12              12                  20071001                      20071101               2.75             5                    2                      5
   14188611            6              6                   20070401                      20070501               2.75             5                    1                      5
   14188616            6              6                   20070301                      20070401              3.625             1                    1                      5
   14178654            6              6                   20070401                      20070501               2.25             3                    1                      5
   14178493           12              12                  20070701                      20070801              2.755             5                    2                      5
   14178494           12              12                  20071001                      20071101               2.75             5                    2                      5
   14178656            6              6                   20081001                      20081101               2.25             5                    1                      5
   14178496           12              12                  20071101                      20071201               2.75             5                    2                      5
   14178658            6              6                   20070401                      20070501              2.375             3                    1                      6
   14178497           12              12                  20071101                      20071201               2.75             5                    2                      5
   13975965            6              6                   20070101                      20070201               2.75             3                    1                      6
   14152360           12              12                  20071001                      20071101               2.75             5                    2                      5
   14152365           12              12                  20071101                      20071201               2.75             5                    2                      5
   14152367           12              12                  20070901                      20071001               2.75             2                    2                      6
   14152529           12              12                  20071001                      20071101               2.75             5                    2                      5
   14152369           12              12                  20070901                      20071001               2.75             2                    2                      6
   14188623            6              6                   20070401                      20070501               3.25             1                    1                      6
   14188624            6              6                   20070301                      20070401               3.25             5                    1                      5
   14178663            6              6                   20081001                      20081101              2.375             5                    1                      5
   14178664            6              6                   20070401                      20070501               2.75             3                    1                      6
   14178669            6              6                   20070401                      20070501               2.25             3                    1                      5
   14152533           12              12                  20071001                      20071101               2.75             5                    2                      5
   14145082            6              6                   20080601                      20080701                2               6                    1                      6
   14188630            1              1                   20070101                      20070201               2.75             1                    1                      6
   14188631            6              6                   20070301                      20070401               3.25             1                    1                      6
   16396904            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396905            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396906            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396908            6              6                   20080601                      20080701               2.75             5                    1                      5
   14178279           12              12                  20071101                      20071201               2.75             5                    2                      5
   14183787            6              6                   20070501                      20070601                5               3                    1                      5
   13968456            6              6                   20070601                      20070701              6.375             3                    1                      7
   14152307           12              12                  20070901                      20071001               2.75             2                    2                      6
   14178284           12              12                  20070901                      20071001               2.75             5                    2                      5
   13968462            6              6                   20070601                      20070701              4.125             3                    1                      5
   14162111            6              6                   20071001                      20071101               2.25             5                    1                      5
   14183930            6              6                   20070301                      20070401               2.25             3                    1                      7
   14183770            6              6                   20070201                      20070301                5               3                    1                      5
   14178426           12              12                  20071201                      20080101               2.75             5                    2                      5
   16396900            6              6                   20080501                      20080601               2.75             5                    1                      5
   16396901            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396902            6              6                   20080601                      20080701               2.75             5                    1                      5
   14183937            6              6                   20070501                      20070601                5               2                    1                      7
   14184228            6              6                   20070401                      20070501               4.5              3                    1                      5
   14161791            6              6                   20070401                      20070501              2.375             0                    0                      6
   14161794            6              6                   20070401                      20070501              2.375             0                    0                     6.5
   14161798            6              6                   20070401                      20070501              2.375             0                    0                      6
   13982269           12              12                  20070701                      20070801               2.75             5                    2                      5
   13907995            6              6                   20080301                      20080401               4.5              5                    1                      5
   14156450            6              6                   20070401                      20070501               2.75             1                    1                      6
   14184242            6              6                   20070301                      20070401                5               3                    1                      5
   14156460            6              6                   20070601                      20070701               2.75             1                    1                      6
   14183515            6              6                   20070201                      20070301              6.933             3                    1                      7
   14145932            6              6                   20070601                      20070701                2               6                    1                      6
   14184089            6              6                   20070401                      20070501               4.25             3                    1                      5
   13976045            6              6                   20070601                      20070701               2.75             3                    1                      6
   14104183            6              6                   20080801                      20080901               2.25             6                    2                      6
   16402859            6              6                   20071201                      20080101              1.875             5                    1                      5
   16402860            6              6                   20080301                      20080401              1.875             5                    1                      5
   16402861            6              6                   20080501                      20080601               2.25             5                    1                      5
   16402863            6              6                   20071001                      20071101              1.875             5                    1                      5
   16402864           12              12                  20070201                      20070301               2.75             2                    2                      6
   16402865           12              12                  20080301                      20080401               2.75             5                    2                      5
   16402867            1              1                   20070101                      20070201                2               0                    0                    7.375
   13968055            6              6                   20070101                      20070201                5               2                    2                      6
   14183551            6              6                   20070301                      20070401              4.375             3                    1                      5
   14183715            6              6                   20070401                      20070501                5               3                    1                      5
   14183561            6              6                   20070401                      20070501               2.75             2                    2                      6
   14183562            6              6                   20070401                      20070501                4               3                    1                      5
   13968076            6              6                   20070101                      20070201              3.375             3                    1                      5
   13968095            6              6                   20070101                      20070201               4.25             3                    1                      5
   16397615            6              6                   20080401                      20080501               2.75             1                    1                    7.75
   16397616            6              6                   20080401                      20080501               2.75             1                    1                     7.5
   16397617            6              6                   20080401                      20080501               2.75             1                    1                    7.75
   16397618            6              6                   20080401                      20080501               2.75             1                    1                     8.5
   16397619            6              6                   20080401                      20080501               2.75             1                    1                     7.5
   14178415           12              12                  20081101                      20081201               2.75             5                    2                      5
   14178417           12              12                  20071001                      20071101               2.75             5                    2                      5
   16397620            6              6                   20080401                      20080501               2.75             1                    1                    7.875
   14178419           12              12                  20071101                      20071201               2.75             5                    2                      5
   16397622            6              6                   20080401                      20080501               2.75             1                    1                    7.75
   13968432            6              6                   20070101                      20070201                2               0                    0                    8.625
   16397624            6              6                   20080401                      20080501               2.75             1                    1                     7.5
   16397625            6              6                   20080401                      20080501               2.75             1                    1                    7.625
   16397626            6              6                   20080501                      20080601               2.75             1                    1                     7.5
   16397627           12              12                  20070301                      20070401               2.75             6                    2                      6
   16397628           12              12                  20070301                      20070401               2.75             6                    2                      6
   14059159            6              6                   20070101                      20070201               2.45             0                    0                      8
   13982093           12              12                  20070701                      20070801               2.75             5                    2                      5
   14156428            6              6                   20070501                      20070601               2.75             1                    1                      6
   14059148            6              6                   20070101                      20070201               2.45             0                    0                     7.5
   14003292            6              6                   20070501                      20070601                2               6                    1                      6
   14185104            6              6                   20070401                      20070501               2.25             1                    1                      6
   14145907           12              12                  20080501                      20080601               2.75             5                    2                      5
   14156439            6              6                   20070601                      20070701               2.75             1                    1                      6
   14059140            6              6                   20070101                      20070201               2.45             0                    0                     7.5
   14003289            6              6                   20070101                      20070201                2             6.125                  1                    6.125
   13982241           12              12                  20071101                      20071201               2.75             5                    2                      5
   14195329            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195332            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195333            6              6                   20081001                      20081101               2.25             6                    2                      6
   14195336            6              6                   20080301                      20080401               2.25             6                    1                      6
   14195337            6              6                   20080901                      20081001               2.25             5                    1                      5
   14195338            6              6                   20081101                      20081201               2.25             5                    1                      5
   14243665            6              6                   20081001                      20081101               2.25             5                    1                      5
   14243669           12              12                  20081101                      20081201               2.25             5                    2                      5
   14243691            6              6                   20081201                      20090101               2.25             5                    1                      5
   14243696            6              6                   20081201                      20090101               2.25             5                    1                      5
   14243699            6              6                   20081101                      20081201               2.25             5                    1                      5
   14259418            6              6                   20081101                      20081201               2.25             5                    1                      5
   14259424            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259425            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259428            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259430            6              6                   20090101                      20090201               2.25             5                    1                      5
   14259431            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259435            6              6                   20090101                      20090201               2.25             5                    1                      5
   14259436            6              6                   20070601                      20070701               2.25             3                    1                      5
   14259438            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259440            6              6                   20081101                      20081201               2.25             5                    1                      5
   14259446            6              6                   20070501                      20070601               2.25             3                    1                      5
   14259447            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259450            6              6                   20081101                      20081201               2.25             5                    1                      5
   14259455            6              6                   20070101                      20070201               2.25             3                    1                      5
   14259456            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259457            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259460            6              6                   20070101                      20070201               2.25             3                    1                      5
   14259462            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259465            6              6                   20070601                      20070701               2.25             3                    1                      5
   14259467            6              6                   20081201                      20090101               2.25             5                    1                      5
   14259471            6              6                   20070601                      20070701               2.25             3                    1                      5
   14259486            6              6                   20070101                      20070201               2.25             3                    1                      5
   14016378            6              6                   20100901                      20101001               2.25             5                    1                      5
   14020022            6              6                   20080901                      20081001                5               1                    1                      5
   14028985            6              6                   20101001                      20101101               2.25             5                    1                      5
   14048695            6              6                   20081001                      20081101               2.25             5                    1                      5
   14048696            6              6                   20080901                      20081001               2.25             5                    1                      5
   14048697            6              6                   20081001                      20081101               2.25             5                    1                      5
   14015377            6              6                   20080901                      20081001               2.25             5                    1                      5
   14015810            6              6                   20080901                      20081001               2.25             5                    5                      5
   14015813            6              6                   20100901                      20101001               2.25             5                    1                      5
   14015915            6              6                   20081001                      20081101               2.25             5                    1                      5
   14016374            6              6                   20070301                      20070401               2.25             3                    1                      5
   14016375            6              6                   20080901                      20081001               2.25             5                    1                      5
   14005061            6              6                   20080901                      20081001               2.25             5                    1                      5
   14005100            6              6                   20081001                      20081101               2.25             5                    1                      5
   14009544            6              6                   20080901                      20081001               2.25             5                    1                      5
   14009545            6              6                   20100901                      20101001               2.25             5                    1                      5
   14015375            6              6                   20080901                      20081001               2.25             5                    1                      5
   13989087            6              6                   20080801                      20080901               2.25             5                    1                      5
   13989090            6              6                   20070201                      20070301               2.25             3                    1                      5
   13989096            6              6                   20080801                      20080901               2.25             5                    1                      5
   13989133            6              6                   20080801                      20080901               2.25             5                    1                      5
   13992728            6              6                   20080901                      20081001               2.25             3                    1                      5
   13993515            6              6                   20070301                      20070401               2.25             3                    1                      5
   14000693            6              6                   20070201                      20070301               2.25             3                    1                      5
   14000912            6              6                   20080901                      20081001               2.25             5                    1                      5
   14000925            6              6                   20080801                      20080901               2.25             5                    1                      5
   14000947            6              6                   20080901                      20081001               2.25             5                    1                      5
   14001217            6              6                   20080901                      20081001               2.25             5                    1                      5
   14001475            6              6                   20070601                      20070701               2.25             3                    1                      5
   14002743            6              6                   20080801                      20080901               2.25             5                    1                      5
   14002744            6              6                   20080901                      20081001               2.25             5                    1                      5
   14002792            6              6                   20080901                      20081001               2.25             5                    1                      5
   14002795            6              6                   20070301                      20070401               2.25             3                    1                      5
   14002797            6              6                   20100901                      20101001               2.25             5                    5                      5
   14003210            6              6                   20080801                      20080901               2.25             5                    1                      5
   14003211            6              6                   20080801                      20080901               2.25             5                    1                      5
   14005060            6              6                   20080901                      20081001               2.25             6                    2                      6
   14194837            6              6                   20081001                      20081101                5               5                    1                      5
   14195065            6              6                   20081101                      20081201               2.25             5                    1                      5
   14259458            6              6                   20070601                      20070701               2.25             3                    1                      5
   14259470            6              6                   20081201                      20090101               2.25             5                    1                      5
   14003253           12              12                  20080701                      20080801               2.75             5                    2                      5
   14003255           12              12                  20080601                      20080701               2.75             5                    2                      5
   14003279           12              12                  20070401                      20070501               2.75             2                    2                      5
   14003294           12              12                  20070401                      20070501               2.75             2                    2                      5
   14003306           12              12                  20080701                      20080801               2.75             5                    2                      5
   14003382           12              12                  20070701                      20070801               2.75             2                    2                      6
   14195300            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195304            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195306            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195312            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195314            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195322            6              6                   20080801                      20080901               2.25             5                    1                      5
   14195326           12              12                  20080901                      20081001               2.25             1                    1                      5
   14195327            6              6                   20081001                      20081101               2.25             5                    1                      5
   13987574            6              6                   20080901                      20081001               2.25             5                    1                      5
   13987610            6              6                   20080901                      20081001               2.25             5                    1                      5
   13987615            6              6                   20080901                      20081001               2.25             5                    1                      5
   13987624            6              6                   20080901                      20081001               2.25             5                    1                      5
   13987636            6              6                   20080801                      20080901               2.25             5                    1                      5
   13987789            6              6                   20080901                      20081001               2.25             5                    1                      5
   13987798            6              6                   20070201                      20070301               2.25             3                    1                      5
   13988255            6              6                   20080801                      20080901               2.25             5                    1                      5
   13988879            6              6                   20080901                      20081001               2.25             5                    1                      5
   13988908            6              6                   20080801                      20080901               2.25             6                    2                      6
   14016093            6              6                   20070301                      20070401              2.375             3                    1                      5
   13959979            1              1                   20070101                      20070201              2.375             1                    1                      6
   14177823            6              6                   20070401                      20070501               2.25             5                    1                      5
   14195164            1              1                   20070101                      20070201              2.375             1                    1                      6
   14194994            1              1                   20070101                      20070201              2.375             1                    1                      6
   13988900            6              6                   20070301                      20070401               2.75             1                    1                      6
   13954981            1              1                   20070101                      20070201              2.375             1                    1                      6
   13987857            1              1                   20070101                      20070201              2.375             1                    1                      6
   13892300            1              1                   20070101                      20070201              2.375             1                    1                      6
   13975800            6              6                   20070101                      20070201               3.5              3                    1                      5
   13983662            1              1                   20070101                      20070201              2.375             1                    1                      6
   13988914            6              6                   20070301                      20070401              2.375             1                    1                      6
   13902149            1              1                   20070101                      20070201              2.375             1                    1                      6
   13973319            1              1                   20070101                      20070201              2.375             1                    1                      6
   14195196            6              6                   20070601                      20070701              2.375             3                    1                      5
   13884138            6              6                   20070201                      20070301                5               3                    1                      5
   13906986            6              6                   20070201                      20070301              2.375             1                    1                      6
   13973320            6              6                   20070101                      20070201              2.375             1                    1                      6
   13942562            1              1                   20070101                      20070201              2.375             1                    1                      6
   13907571            6              6                   20070201                      20070301              2.125             3                    1                      6
   13968865            6              6                   20070301                      20070401              2.375             3                    1                      5
   14195067            6              6                   20070401                      20070501              2.375             1                    1                      6
   14195119            1              1                   20070101                      20070201              2.375             1                    1                      6
   13970084            1              1                   20070101                      20070201              2.375             1                    1                      6
   13929655            1              1                   20070101                      20070201              2.375             1                    1                      6
   13945142            1              1                   20070101                      20070201              2.375             1                    1                      6
   13945144            1              1                   20070101                      20070201              2.375             1                    1                      6
   14194870            1              1                   20070101                      20070201              2.375             1                    1                 6.505000114
   13987620            1              1                   20070101                      20070201              2.375             1                    1                      6
   14195110            1              1                   20070101                      20070201              2.375             1                    1                      6
   14005865            6              6                   20070301                      20070401              2.375             1                    1                      6
   13966207            6              6                   20070101                      20070201              4.125             3                    1                      5
   13948789            1              1                   20070101                      20070201              2.375             1                    1                      6
   13909925            6              6                   20070501                      20070601               2.25             3                    1                      5
   13905493            6              6                   20070401                      20070501              2.375             3                    1                      5
   13963474            6              6                   20070101                      20070201              2.375             3                    1                      5
   14005421            1              1                   20070101                      20070201              2.375             1                    1                      6
   13892299            1              1                   20070101                      20070201              2.375             1                    1                      6
   13970070            1              1                   20070101                      20070201              2.375             1                    1                      6
   13970071            1              1                   20070101                      20070201              2.375             1                    1                      6
   13970073            1              1                   20070101                      20070201              2.375             1                    1                      6
   14195109            1              1                   20070101                      20070201               2.75             1                    1                      7
   13985155            6              6                   20080901                      20081001               2.25             5                    1                      5
   13985171            6              6                   20080801                      20080901               2.25             5                    1                      5
   13985173            6              6                   20080801                      20080901               2.25             5                    1                      5
   13985226            6              6                   20080801                      20080901               2.25             5                    5                      5
   13985227            6              6                   20080801                      20080901               2.25             5                    1                      5
   13982843            6              6                   20080901                      20081001               2.25             5                    1                      5
   13983701            6              6                   20080901                      20081001               2.25             5                    1                      5
   13985110            6              6                   20080901                      20081001               2.25             5                    1                      5
   13985153            6              6                   20080901                      20081001               2.25             5                    1                      5
   13978431            6              6                   20080801                      20080901               2.25             5                    1                      5
   13978462            6              6                   20080901                      20081001               2.25             6                    2                      6
   13982813            6              6                   20080901                      20081001               2.25             3                    1                      5
   13982827            6              6                   20080801                      20080901               2.25             5                    1                      5
   13982830            6              6                   20080801                      20080901               2.25             5                    1                      5
   14160768            6              6                   20070501                      20070601              2.375             1                    1                      6
   14188681            1              1                   20070101                      20070201              2.375             1                    1                      6
   14188682            1              1                   20070101                      20070201               2.75             1                    1                      6
   14188686            1              1                   20070101                      20070201               2.75             1                    1                      6
   14003334            6              6                   20110601                      20110701                2               6                    1                      6
   14145620           12              12                  20080401                      20080501               2.75             5                    2                      5
   14145621           12              12                  20080401                      20080501               2.75             5                    2                      5
   14152592           12              12                  20071001                      20071101               2.75             5                    2                      5
   14152756           12              12                  20071001                      20071101               2.75             5                    2                      5
   14160776            6              6                   20070501                      20070601              2.375             1                    1                      6
   14152597           12              12                  20071101                      20071201               2.75             5                    2                      5
   14152598           12              12                  20071001                      20071101               2.75             2                    2                      6
   14188695            6              6                   20070301                      20070401               3.25             1                    1                      6
   14188645            6              6                   20070401                      20070501               3.25             1                    1                      6
   14178682            6              6                   20070401                      20070501               2.75             3                    1                      6
   14188647            1              1                   20070101                      20070201               2.75             1                    1                      6
   14178684            6              6                   20081001                      20081101               2.25             5                    1                      5
   14145426            6              6                   20070501                      20070601                2               1                    1                    6.125
   14152718           12              12                  20070801                      20070901               2.75             2                    2                      6
   14152394           12              12                  20070801                      20070901               2.75             2                    2                      6
   14188653            6              6                   20070301                      20070401               2.75             5                    1                      5
   14188655            1              1                   20070101                      20070201               2.75             1                    1                      6
   14188656            6              6                   20070301                      20070401               3.25             1                    1                      6
   14003304            6              6                   20080601                      20080701                2             6.125                  1                    6.125
   14152722           12              12                  20071001                      20071101               2.75             5                    2                      5
   14145278            6              6                   20080501                      20080601                2               1                    1                    6.125
   13907834            6              6                   20080401                      20080501               2.75             5                    1                      5
   14188665            6              6                   20070401                      20070501               3.25             1                    1                      6
   14003317            6              6                   20080701                      20080801                2               6                    1                      6
   14161801            6              6                   20070401                      20070501              2.375             0                    0                      6
   14161806            6              6                   20070501                      20070601              2.375             0                    0                    6.75
   14145284            6              6                   20080501                      20080601                2               6                    1                      6
   14152737           12              12                  20070901                      20071001               2.75             2                    2                      6
   13907842            6              6                   20080301                      20080401               2.25             6                    2                      6
   14188678            1              1                   20070101                      20070201               2.75             1                    1                      6
   14003328            6              6                   20110601                      20110701                2               6                    1                      6
   14152743           12              12                  20070901                      20071001               2.75             2                    2                      6
   14152744           12              12                  20071101                      20071201               2.75             5                    2                      5
   13907804            6              6                   20080301                      20080401               2.25             6                    2                      6
   14188632            6              6                   20070401                      20070501               2.75             5                    1                      5
   14188635            6              6                   20070201                      20070301               3.25             5                    1                      5
   14188637            6              6                   20070401                      20070501               3.25             1                    1                      6
   14188638            6              6                   20070301                      20070401               2.75             1                    1                      6
   14152542           12              12                  20070901                      20071001               2.75             5                    2                      5
   14152543           12              12                  20071001                      20071101               2.75             2                    2                      6
   14152383           12              12                  20071001                      20071101               2.75             5                    2                      5
   14188640            6              6                   20070301                      20070401               2.75             5                    1                      5
   14188642            1              1                   20070101                      20070201               2.75             1                    1                      6
   13976722            6              6                   20070201                      20070301               2.25             3                    1                      5
   13976734            6              6                   20080801                      20080901               2.25             5                    1                      5
   13976741            6              6                   20080801                      20080901               2.25             5                    1                      5
   13976757            6              6                   20080701                      20080801               2.25             5                    1                      5
   13977450            6              6                   20080801                      20080901               2.25             5                    1                      5
   13975891            6              6                   20080901                      20081001               2.25             5                    1                      5
   13976665            6              6                   20080801                      20080901               2.25             6                    2                      6
   13976670            6              6                   20080801                      20080901               2.25             5                    1                      5
   13976682            6              6                   20080801                      20080901               2.25             5                    1                      5
   13975395            6              6                   20080801                      20080901               2.25             5                    1                      5
   13975767            6              6                   20080801                      20080901               2.25             5                    1                      5
   13975797            6              6                   20080601                      20080701              3.875             5                    1                      5
   13975871            6              6                   20080801                      20080901               2.25             5                    1                      5
   13975888            6              6                   20080801                      20080901               2.25             5                    1                      5
   13975353            6              6                   20080801                      20080901               2.25             5                    1                      5
   13975377            6              6                   20080801                      20080901               2.25             5                    1                      5
   13975378            6              6                   20080901                      20081001               2.25             5                    1                      5
   13975382            6              6                   20080801                      20080901               2.25             5                    1                      5
   13970064            6              6                   20080801                      20080901               2.25             5                    1                      5
   13970066            6              6                   20080901                      20081001               2.25             6                    2                      6
   13973667            6              6                   20080801                      20080901               2.25             5                    1                      5
   13965778            6              6                   20080701                      20080801               2.25             5                    1                      5
   13966074            6              6                   20080701                      20080801               2.25             5                    1                      5
   13966141            6              6                   20080801                      20080901               2.25             5                    1                      5
   13966146            6              6                   20080801                      20080901               2.25             5                    1                      5
   13966157            6              6                   20080701                      20080801               2.25             5                    1                      5
   13966172            6              6                   20080801                      20080901               2.25             6                    2                      6
   13966173            6              6                   20080801                      20080901               2.25             6                    2                      6
   13966205            6              6                   20080701                      20080801               2.25             5                    1                      5
   13966206            6              6                   20080701                      20080801              4.124             5                    1                      5
   13966213            6              6                   20080701                      20080801               3.75             5                    1                      5
   13966301            6              6                   20080801                      20080901               2.25             5                    1                      5
   13966342            6              6                   20080701                      20080801               2.25             5                    1                      5
   13966358            6              6                   20080801                      20080901               2.25             5                    1                      5
   13966477            6              6                   20080901                      20081001               2.25             6                    2                      6
   13966508            6              6                   20080801                      20080901               2.25             5                    1                      5
   13966799            6              6                   20080801                      20080901               2.25             5                    1                      5
   13966805            6              6                   20080701                      20080801               2.25             5                    1                      5
   13966835            6              6                   20080801                      20080901               2.25             6                    2                      6
   13966846            6              6                   20080801                      20080901               2.25             5                    1                      5
   13968780            6              6                   20080801                      20080901               2.25             5                    1                      5
   13968791            6              6                   20080801                      20080901               2.25             5                    1                      5
   13968824            6              6                   20130801                      20130901               2.25             5                    1                      5
   13968830            6              6                   20080801                      20080901               2.25             5                    1                      5
   13968847            6              6                   20080801                      20080901               2.25             5                    1                      5
   13968867            6              6                   20080801                      20080901               2.25             5                    1                      5
   13969049            6              6                   20080701                      20080801               2.25             5                    1                      5
   13969062            6              6                   20080701                      20080801               2.25             5                    1                      5
   13969072            6              6                   20080801                      20080901               2.25             6                    2                      6
   13969076            6              6                   20080801                      20080901               2.25             6                    2                      6
   13969086            6              6                   20080901                      20081001               2.25             5                    1                      5
   13969124            6              6                   20080801                      20080901               2.25             5                    1                      5
   13969134            6              6                   20080801                      20080901               2.25             6                    2                      6
   13969405            6              6                   20080801                      20080901               2.25             5                    1                      5
   13969408            6              6                   20080801                      20080901               2.25             5                    1                      5
   13969439            6              6                   20080801                      20080901               2.25             5                    1                      5
   13959986            6              6                   20080801                      20080901               2.25             5                    1                      5
   13960877            6              6                   20080801                      20080901               2.25             5                    1                      5
   13960878            6              6                   20080801                      20080901               2.25             5                    1                      5
   13960902            6              6                   20080701                      20080801               2.25             5                    1                      5
   13960924            6              6                   20080901                      20081001               2.25             5                    1                      5
   13960963            6              6                   20080701                      20080801               2.25             5                    1                      5
   13960966            6              6                   20080801                      20080901               2.25             5                    1                      5
   13963476            6              6                   20080801                      20080901               2.25             6                    2                      6
   13963480            6              6                   20080801                      20080901               2.25             5                    1                      5
   13963489            6              6                   20080801                      20080901               2.25             5                    1                      5
   13963500            6              6                   20080701                      20080801               2.25             5                    1                      5
   13964969            6              6                   20080801                      20080901               2.25             5                    1                      5
   13964985            6              6                   20080801                      20080901               2.25             5                    1                      5
   13964992            6              6                   20080801                      20080901               2.25             5                    1                      5
   13965748            6              6                   20080801                      20080901               2.25             5                    1                      5
   13957440            6              6                   20080801                      20080901               2.25             5                    1                      5
   13957463            6              6                   20080801                      20080901               2.25             5                    1                      5
   13959774            6              6                   20080701                      20080801               2.25             5                    1                      5
   13959783            6              6                   20080701                      20080801               2.25             5                    1                      5
   13959786            6              6                   20080801                      20080901               2.25             5                    1                      5
   13959931            6              6                   20080801                      20080901               2.25             6                    2                      6
   13959958            6              6                   20080801                      20080901               2.25             5                    1                      5
   13959971            6              6                   20080801                      20080901               2.25             5                    1                      5
   13959976            6              6                   20080801                      20080901               2.25             5                    1                      5
   13939746            6              6                   20080601                      20080701               2.25             5                    1                      5
   13940961            6              6                   20080601                      20080701               2.25             5                    1                      5
   13941012            6              6                   20080601                      20080701               2.25             5                    1                      5
   13941201            6              6                   20080601                      20080701               2.25             5                    1                      5
   13942540            6              6                   20080601                      20080701               2.25             5                    1                      6
   13942559            6              6                   20070601                      20070701               2.25             3                    1                      5
   13942950            6              6                   20080701                      20080801               2.25             5                    1                      5
   13942968            6              6                   20080601                      20080701               2.25             5                    1                      5
   13943918            6              6                   20080601                      20080701               2.25             5                    1                      5
   13943965           12              12                  20080501                      20080601               2.75             2                    2                      5
   13944177            6              6                   20080701                      20080801               2.25             5                    1                      5
   13944181            6              6                   20080601                      20080701               2.25             5                    1                      5
   13944184            6              6                   20080501                      20080601               2.25             5                    1                      5
   13944189            6              6                   20080601                      20080701               2.25             5                    1                      5
   13944191            6              6                   20080501                      20080601               2.25             5                    1                      5
   13945148            6              6                   20080701                      20080801               2.25             5                    1                      5
   13945156            6              6                   20080701                      20080801               2.25             5                    1                      5
   13945182            6              6                   20080701                      20080801               2.25             5                    1                      5
   14048698            6              6                   20081001                      20081101               2.25             5                    1                      5
   14079981            6              6                   20081001                      20081101               2.25             5                    1                      5
   14079982            6              6                   20070401                      20070501               2.25             3                    1                      5
   14083313            6              6                   20081001                      20081101               2.25             5                    1                      5
   14194839            6              6                   20070401                      20070501               2.25             3                    1                      5
   14194873            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194878            6              6                   20081001                      20081101               2.25             5                    1                      5
   14194879            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194880            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194885            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194893           12              12                  20080901                      20081001               2.25             1                    1                      5
   14194903            6              6                   20070401                      20070501               2.25             6                    2                      6
   14194907            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194911            6              6                   20100301                      20100401               2.25             5                    1                      5
   14194912            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194913            6              6                   20070401                      20070501               2.25             3                    1                      5
   14194924            6              6                   20070301                      20070401               2.25             3                    1                      5
   14194926            6              6                   20081001                      20081101               2.25             5                    1                      5
   14194927            6              6                   20080901                      20081001               2.25             5                    1                      5
   14194929            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194930            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194937            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194938            6              6                   20081001                      20081101               2.25             5                    1                      5
   14194939            6              6                   20081001                      20081101               2.25             5                    1                      5
   14194940            6              6                   20081001                      20081101               2.25             5                    1                      5
   14194942            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194944            6              6                   20081001                      20081101               2.25             5                    1                      5
   14194946            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194947            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194960            6              6                   20081001                      20081101               2.25             5                    1                      5
   14194964           12              12                  20080601                      20080701               2.25             1                    1                      5
   14194965            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194976            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194984            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194995            6              6                   20081001                      20081101               2.25             6                    2                      6
   14194996            6              6                   20081101                      20081201               2.25             5                    1                      5
   14194999            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195003            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195004            6              6                   20070401                      20070501               2.25             3                    1                      5
   14195018            6              6                   20070401                      20070501               2.25             3                    1                      5
   14195021            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195023            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195030            6              6                   20081101                      20081201               2.25             6                    2                      6
   14195032            6              6                   20080801                      20080901               2.25             5                    2                      5
   14195037            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195050            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195052            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195058            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195071            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195073            6              6                   20070401                      20070501               2.25             3                    1                      5
   14195074            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195077            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195082            6              6                   20080801                      20080901               2.25             5                    1                      5
   14195096            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195097            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195098            6              6                   20080901                      20081001               2.25             5                    1                      5
   14195099            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195100            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195106            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195107            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195123            6              6                   20080901                      20081001               2.25             5                    1                      5
   14195130            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195133            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195138            6              6                   20100801                      20100901               2.25             6                    2                      6
   14195139            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195143            6              6                   20080901                      20081001               2.25             5                    1                      5
   14195150            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195156            6              6                   20080801                      20080901               2.25             6                    2                      6
   14195158            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195162            6              6                   20070501                      20070601               2.25             3                    1                      5
   14195165            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195167            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195177            6              6                   20070401                      20070501               2.75             1                    1                      5
   14195178            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195180            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195181            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195183            6              6                   20080901                      20081001               2.75             1                    1                      5
   14195186            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195187            6              6                   20070401                      20070501               2.75             3                    1                      5
   14195192            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195194            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195198            6              6                   20080901                      20081001               2.25             5                    1                      5
   14195199            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195204           12              12                  20100801                      20100901               2.75             2                    2                      5
   14195207            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195214            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195215            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195217            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195223            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195225            6              6                   20080901                      20081001               2.25             6                    2                      6
   14195226            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195228            6              6                   20080901                      20081001               2.25             5                    1                      5
   14195229            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195234            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195238            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195244            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195248            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195250            6              6                   20070201                      20070301               2.25             3                    1                      5
   14195257            6              6                   20070401                      20070501               2.25             3                    1                      5
   14195258            6              6                   20070401                      20070501               2.25             3                    1                      5
   14195262           12              12                  20081101                      20081201               2.25             5                    2                      5
   14195265            6              6                   20080801                      20080901               2.25             5                    1                      5
   14195267            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195273            6              6                   20081001                      20081101               2.25             5                    1                      5
   14195274            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195295            6              6                   20081101                      20081201               2.25             5                    1                      5
   14195298            6              6                   20081101                      20081201               2.25             5                    1                      5
   13918450            6              6                   20080501                      20080601               2.25             5                    1                      5
   13918921            6              6                   20080501                      20080601               2.25             5                    1                      5
   13920340            6              6                   20080501                      20080601               2.25             5                    1                      5
   13920856            6              6                   20080501                      20080601               2.25             5                    1                      5
   13920884            6              6                   20080501                      20080601               2.25             6                    2                      6
   13920894            6              6                   20080501                      20080601               2.25             6                    2                      6
   13921034            6              6                   20070501                      20070601               2.25             3                    1                      5
   13921045            6              6                   20080501                      20080601               2.25             6                    2                      6
   13921054            6              6                   20080701                      20080801               2.25             5                    1                      5
   13923149           12              12                  20080501                      20080601               2.25             2                    2                      5
   13923156           12              12                  20080401                      20080501               2.25             2                    2                      5
   13923189            6              6                   20080501                      20080601               2.25             5                    1                      5
   13924092            6              6                   20080601                      20080701               2.25             5                    1                      5
   13924093            6              6                   20080701                      20080801               2.25             5                    1                      5
   13924126            6              6                   20080501                      20080601               2.25             6                    2                      6
   13924130            6              6                   20080501                      20080601               2.25             5                    1                      5
   13925186            6              6                   20080801                      20080901               2.25             5                    1                      5
   13925354            6              6                   20080601                      20080701               2.25             5                    1                      5
   13925358            6              6                   20080601                      20080701               2.25             5                    1                      5
   13925377            6              6                   20080601                      20080701               2.25             5                    1                      5
   13925395            6              6                   20080601                      20080701               2.25             5                    1                      5
   13925397            6              6                   20080501                      20080601               2.25             5                    1                      5
   13925631            6              6                   20080601                      20080701               2.25             5                    1                      5
   13928945            6              6                   20080601                      20080701               2.25             5                    1                      5
   13929598            6              6                   20100601                      20100701               2.25             5                    1                      5
   13929629            6              6                   20080601                      20080701               2.25             5                    1                      5
   13929663            6              6                   20080701                      20080801               2.25             5                    1                      5
   13929676            6              6                   20070601                      20070701               2.25             3                    1                      5
   13930683            6              6                   20080601                      20080701               2.25             5                    1                      5
   13930760            6              6                   20080601                      20080701               2.25             5                    1                      5
   13936833            6              6                   20080601                      20080701               2.25             5                    1                      5
   13936837            6              6                   20080501                      20080601               2.25             5                    1                      5
   13936855            6              6                   20080501                      20080601               2.25             5                    1                      5
   13936870            6              6                   20080601                      20080701               2.25             5                    1                      5
   13937185            6              6                   20080601                      20080701               2.25             5                    1                      5
   13937349            6              6                   20080601                      20080701               2.25             5                    1                      5
   13939705            6              6                   20100701                      20100801               2.25             5                    1                      5
   13939721            6              6                   20080501                      20080601               2.25             5                    1                      5
   13779148            6              6                   20070301                      20070401               2.25             3                    1                      5
   13779844            6              6                   20080501                      20080601               2.25             5                    1                      5
   13870382            6              6                   20080301                      20080401               2.25             5                    1                      5
   13906574            6              6                   20080401                      20080501               2.25             5                    1                      5
   13906930            6              6                   20080601                      20080701               2.25             5                    1                      5
   13907565            6              6                   20080201                      20080301                5               5                    1                      5
   13907663            6              6                   20080501                      20080601               2.25             5                    1                      5
   13907680            6              6                   20080501                      20080601               2.25             5                    1                      5
   13909928            6              6                   20070501                      20070601               2.25             3                    1                      5
   13909933            6              6                   20070501                      20070601               2.25             3                    1                      5
   13910251            6              6                   20070501                      20070601               2.25             3                    1                      5
   13918448            6              6                   20080501                      20080601               2.25             5                    1                      5
   13946201            6              6                   20080701                      20080801               2.25             5                    1                      5
   13947171            6              6                   20080701                      20080801               2.25             5                    1                      5
   13947172            6              6                   20070101                      20070201               2.25             3                    1                      5
   13947179            6              6                   20080701                      20080801               2.25             5                    1                      5
   13948537            6              6                   20080701                      20080801               2.25             5                    1                      5
   13948541            6              6                   20080701                      20080801               2.25             5                    1                      5
   13948548            6              6                   20080601                      20080701               2.25             5                    1                      5
   13948571            6              6                   20080701                      20080801               2.25             5                    1                      5
   13948721            6              6                   20080701                      20080801               2.25             5                    1                      5
   13948726            6              6                   20080801                      20080901               2.25             6                    2                      6
   13948727            6              6                   20080801                      20080901               2.25             6                    2                      6
   13948763            6              6                   20080701                      20080801               2.25             5                    1                      5
   13948792            6              6                   20080601                      20080701               2.25             5                    1                      5
   13948796            6              6                   20080601                      20080701               2.25             1                    1                      5
   13948798            6              6                   20080601                      20080701               2.25             5                    1                      5
   13949276            6              6                   20080701                      20080801               2.25             5                    1                      6
   13949576            6              6                   20100701                      20100801               2.25             6                    1                      6
   13949602           12              12                  20080701                      20080801                3               5                    2                      5
   13949606           12              12                  20080801                      20080901               4.25             5                    2                      5
   13949610           12              12                  20080201                      20080301                3               5                    2                      5
   13950085            6              6                   20080701                      20080801               2.25             6                    2                      6
   13950108            6              6                   20080701                      20080801               2.25             6                    2                      6
   13950137            6              6                   20080801                      20080901               2.25             5                    1                      5
   13953919            6              6                   20080701                      20080801               2.25             5                    1                      5
   13953937            6              6                   20080601                      20080701               2.25             5                    1                      5
   13953956            6              6                   20080701                      20080801               2.25             5                    1                      5
   13954014            6              6                   20080701                      20080801               2.25             5                    1                      5
   13954045            6              6                   20080701                      20080801               2.25             5                    1                      5
   13954930            6              6                   20080601                      20080701               2.25             5                    1                      5
   13954980            6              6                   20080601                      20080701               2.25             5                    1                      5
   13954987            6              6                   20080701                      20080801               2.25             5                    1                      5
   13955017            6              6                   20100701                      20100801               2.25             5                    1                      5
   13955275            6              6                   20080801                      20080901               2.25             5                    1                      5
   13955315            6              6                   20080701                      20080801               2.25             5                    1                      5
   13956603            6              6                   20080701                      20080801               2.25             5                    1                      5
   13956605            6              6                   20080701                      20080801               2.25             5                    1                      5
   13956609            6              6                   20080801                      20080901               2.25             5                    1                      5
   13956618            6              6                   20080801                      20080901               2.25             6                    2                      6
   13956627            6              6                   20080801                      20080901               2.25             5                    1                      5
   13956635            6              6                   20080801                      20080901               2.25             5                    1                      5
   13957048            6              6                   20080801                      20080901               2.25             5                    1                      5
   13957067            6              6                   20080701                      20080801               2.25             5                    1                      5
   13957084            6              6                   20080801                      20080901               2.25             5                    1                      5
   13957095            6              6                   20080701                      20080801               2.25             5                    1                      5
   13957096            6              6                   20080701                      20080801               2.25             5                    1                      5
   13957401            6              6                   20080701                      20080801               2.25             5                    1                      5
   13957423            6              6                   20080701                      20080801               2.25             5                    1                      5
   13945513            6              6                   20080601                      20080701               2.25             5                    1                      5
   13945768            6              6                   20080601                      20080701               2.25             5                    1                      5
   13945796            6              6                   20080701                      20080801               2.25             5                    1                      6
   13946193            6              6                   20080601                      20080701               2.25             5                    1                      5
   14188587            6              6                   20070501                      20070601               3.25             1                    1                      6
   14188589            6              6                   20070401                      20070501               2.75             5                    1                      5
   14152492           12              12                  20070901                      20071001               2.75             5                    2                      5
   14152493           12              12                  20071101                      20071201               2.75             5                    2                      5
   14152631           12              12                  20070801                      20070901               2.75             2                    2                      6
   14152476           12              12                  20071001                      20071101               2.75             5                    2                      5
   13907901            6              6                   20070301                      20070401                4               3                    1                      5
   14188570            6              6                   20070101                      20070201               3.25             5                    1                      5
   13907906            6              6                   20080301                      20080401                5               5                    1                      5
   14188573            6              6                   20070301                      20070401               3.25             5                    1                      5
   14145510            6              6                   20070301                      20070401                2               6                    1                      6
   14152644           12              12                  20070801                      20070901               2.75             5                    2                      5
   13907910            6              6                   20080301                      20080401               2.25             6                    2                      6
   14188745            1              1                   20070101                      20070201               2.75             1                    1                      6
   14145336            6              6                   20070201                      20070301                2             6.125                  1                    6.125
   14152465           12              12                  20070901                      20071001               2.75             5                    2                      5
   14188720            6              6                   20070401                      20070501               3.25             1                    1                      6
   14188721            6              6                   20070301                      20070401               3.25             1                    1                      5
   14188562            1              1                   20070101                      20070201               2.75             1                    1                      6
   14188725            6              6                   20070401                      20070501               2.75             1                    1                      6
   14188726            6              6                   20070201                      20070301               2.75             5                    1                      5
   14188565            1              1                   20070101                      20070201               2.75             1                    1                      6
   14188710            1              1                   20070101                      20070201               2.75             1                    1                      6
   14188712            6              6                   20070301                      20070401               3.25             1                    1                      6
   14152299           12              12                  20070901                      20071001               2.75             5                    2                      5
   14188715            6              6                   20070401                      20070501               2.75             1                    1                      6
   14188555            6              6                   20070401                      20070501               3.25             0                    0                      6
   14152460           12              12                  20071001                      20071101               2.75             5                    2                      5
   16396895            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396896            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396897            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396898            6              6                   20080501                      20080601               2.75             5                    1                      5
   14152443           12              12                  20071101                      20071201               2.75             5                    2                      5
   14188701            6              6                   20070101                      20070201               3.25             5                    1                      5
   14188543            6              6                   20070301                      20070401               3.25             5                    1                      5
   14188544            6              6                   20070501                      20070601               3.25             5                    1                      5
   14188706            6              6                   20070301                      20070401              3.625             5                    1                      5
   14188548            1              1                   20070101                      20070201               2.75             1                    1                      6
   14188529            6              6                   20070301                      20070401               2.75             5                    1                      5
   16396880            6              6                   20080501                      20080601               2.75             5                    1                      5
   16396882            6              6                   20080501                      20080601               2.75             5                    1                      5
   16396883            6              6                   20080501                      20080601               2.75             5                    1                      5
   16396884            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396885            6              6                   20080501                      20080601               2.75             5                    1                      5
   16396886            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396887            6              6                   20080601                      20080701               2.75             5                    1                      5
   13975878            6              6                   20080801                      20080901               2.25             5                    1                      5
   16396888            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396889            6              6                   20080601                      20080701               2.75             5                    1                      5
   14152277           12              12                  20070901                      20071001               2.75             5                    2                      5
   14188533            6              6                   20070401                      20070501               2.75             1                    1                      6
   14178571            6              6                   20070401                      20070501               2.25             3                    1                      5
   14188536            6              6                   20070301                      20070401               3.25             1                    1                      6
   14188539            1              1                   20070101                      20070201               2.75             1                    1                      6
   16396890            6              6                   20080601                      20080701               2.75             5                    1                      5
   16396891            6              6                   20080501                      20080601               2.75             5                    1                      5
   16396893            6              6                   20080601                      20080701               2.75             5                    1                      5
   14152268           12              12                  20070901                      20071001               2.75             5                    2                      5
   14178384           12              12                  20071101                      20071201               2.75             5                    2                      5
   14183896            6              6                   20070501                      20070601                5               3                    1                      5
   16396862            6              6                   20080601                      20080701               2.75             6                    1                      6
   16396863            6              6                   20070501                      20070601               2.75             6                    1                      6
   16396864            6              6                   20070201                      20070301               2.75             6                    1                      6
   16396865            6              6                   20080301                      20080401               2.75             6                    1                      6
   16396866            6              6                   20070601                      20070701               2.75             6                    1                      6
   16396869            6              6                   20080501                      20080601               2.75             6                    1                      6
   14178390           12              12                  20071101                      20071201               2.75             5                    2                      5
   13908094            6              6                   20070401                      20070501                5               3                    1                      5
   14159681           12              12                  20070401                      20070501               2.25             5                    2                      5
   16396870            6              6                   20070601                      20070701               2.75             6                    1                      6
   14159686           12              12                  20070401                      20070501               2.25             5                    2                      5
   16396871            6              6                   20080501                      20080601               2.75             6                    1                      6
   16396872            6              6                   20070201                      20070301               2.75             6                    1                      6
   14159688           12              12                  20070401                      20070501               2.25             5                    2                      5
   16396873            6              6                   20070201                      20070301               2.75             6                    1                      6
   16396876            6              6                   20080201                      20080301               2.75             6                    1                      6
   16396877            6              6                   20080401                      20080501               2.75             6                    1                      6
   16396878            6              6                   20080401                      20080501               2.75             6                    1                      6
   16396879            6              6                   20080601                      20080701               2.75             5                    1                      5
   13976599            6              6                   20070601                      20070701               2.75             3                    1                      6
   14184189            6              6                   20070101                      20070201                1               2                    2                      6
   13968136            6              6                   20070501                      20070601                3               3                    1                      5
   13968139            6              6                   20070501                      20070601               4.75             3                    1                      5
   14183804            6              6                   20070301                      20070401               2.75             1                    1                      6
   13968156            6              6                   20070101                      20070201                4               3                    1                      5
   14178302           12              12                  20071001                      20071101               2.75             5                    2                      5
   14183652            6              6                   20070501                      20070601               2.25             3                    1                      7
   14183816            6              6                   20070301                      20070401                5               3                    1                      5
   13968321            6              6                   20070601                      20070701                5               3                    1                      5
   14183659            6              6                   20070301                      20070401                5               3                    1                      5
   13908010            6              6                   20080401                      20080501               2.25             6                    2                      6
   13968339            6              6                   20070101                      20070201              4.125             3                    1                      5
   13908022            6              6                   20080401                      20080501               2.25             6                    2                      6
   14178324           12              12                  20081001                      20081101               2.75             5                    2                      5
   14183836            6              6                   20070301                      20070401               4.25             3                    1                      5
   14159621           12              12                  20070201                      20070301               2.25             5                    2                      5
   14183843            6              6                   20070401                      20070501               4.75             3                    1                      5
   14183845            6              6                   20070201                      20070301               2.25             3                    1                      7
   14159631           12              12                  20070401                      20070501               2.25             5                    2                      5
   14178346           12              12                  20071101                      20071201               2.75             5                    2                      5
   14178347           12              12                  20071101                      20071201               2.75             5                    2                      5
   13976541            6              6                   20070101                      20070201               2.75             3                    1                      6
   14178348           12              12                  20071001                      20071101               2.75             5                    2                      5
   14159637           12              12                  20070301                      20070401               2.25             5                    2                      5
   13976544            6              6                   20070501                      20070601               2.75             3                    1                      6
   14178510           12              12                  20081001                      20081101               2.75             5                    2                      5
   14178514           12              12                  20071101                      20071201               2.75             5                    2                      5
   16396832            6              6                   20071101                      20071201               2.75             6                    1                      6
   16396833            6              6                   20071201                      20080101               2.75             6                    1                      6
   16396834            6              6                   20080101                      20080201               2.75             6                    1                      6
   16396835            6              6                   20080201                      20080301               2.75             6                    1                      6
   16396836            6              6                   20080301                      20080401               2.75             6                    1                      6
   16396837            6              6                   20080401                      20080501               2.75             6                    1                      6
   16396838            6              6                   20080301                      20080401               2.75             6                    1                      6
   16396839            6              6                   20071101                      20071201               2.75             6                    1                      6
   13968378            6              6                   20070101                      20070201                5               3                    1                      5
   13908066            6              6                   20080401                      20080501                5               5                    1                      5
   14178364           12              12                  20081001                      20081101               2.75             5                    2                      5
   16396840            6              6                   20070101                      20070201               2.75             6                    1                      6
   16396841            6              6                   20070201                      20070301               2.75             6                    1                      6
   16396842            6              6                   20070301                      20070401               2.75             6                    1                      6
   16396843            6              6                   20080301                      20080401               2.75             6                    1                      6
   16396844            6              6                   20080301                      20080401               2.75             6                    1                      6
   16396845            6              6                   20080301                      20080401               2.75             6                    1                      6
   16396846            6              6                   20080301                      20080401               2.75             6                    1                      6
   16396847            6              6                   20080401                      20080501               2.75             6                    1                      6
   16396848            6              6                   20080401                      20080501               2.75             6                    1                      6
   16396849            6              6                   20080501                      20080601               2.75             6                    1                      6
   14178370           12              12                  20071101                      20071201               2.75             5                    2                      5
   13908079            6              6                   20080201                      20080301               4.25             5                    1                      5
   16396850            6              6                   20080501                      20080601               2.75             6                    1                      6
   16396851            6              6                   20080501                      20080601               2.75             6                    1                      6
   16396852            6              6                   20070801                      20070901               2.75             6                    1                      6
   14159668           12              12                  20070401                      20070501               2.25             5                    2                      5
   16396853            6              6                   20080401                      20080501               2.75             6                    1                      6
   16396855            6              6                   20080101                      20080201               2.75             6                    1                      6
   16396856            6              6                   20070201                      20070301               2.75             6                    1                      6
   16396857            6              6                   20080201                      20080301               2.75             6                    1                      6
   16396858            6              6                   20080201                      20080301               2.75             6                    1                      6
   16396859            6              6                   20070201                      20070301               2.75             6                    1                      6
   14152402           12              12                  20071101                      20071201               2.75             5                    2                      5
   14178380           12              12                  20071001                      20071101               2.75             5                    2                      5
   14178542           12              12                  20071101                      20071201               2.75             5                    2                      5
   13907880            6              6                   20080401                      20080501               3.5              5                    1                      5
   13907882            6              6                   20070301                      20070401                5               3                    1                      5
   13907894            6              6                   20080301                      20080401               2.25             6                    2                      6
   14184134            6              6                   20070301                      20070401              4.375             3                    1                      5
   14145671            6              6                   20070201                      20070301                2              6.25                  1                    6.25
   14145682            6              6                   20070501                      20070601                2             6.125                  1                    6.125
   13982191           12              12                  20071101                      20071201               2.75             5                    2                      5
   14195011           12              12                  20081001                      20081101              2.875             2                    2                      6
   14184173            6              6                   20070401                      20070501                5               3                    1                      5
   14003261            6              6                   20070601                      20070701                2             6.125                  1                    6.125
   14059121            6              6                   20070101                      20070201               2.45             0                    0                     7.5
   14152684           12              12                  20071001                      20071101               2.75             5                    2                      5
   13907952            6              6                   20080401                      20080501               2.25             6                    2                      6
   14003272            6              6                   20080701                      20080801                2             6.125                  1                    6.125
   14059130            6              6                   20070201                      20070301               2.45             0                    0                     6.5
   14184033            6              6                   20070301                      20070401               4.25             3                    1                      5
   14188597            6              6                   20070301                      20070401               3.25             1                    1                      6
   14003407            6              6                   20070601                      20070701                2             6.125                  1                    6.125
   14059102            6              6                   20070401                      20070501               2.45             0                    0                      8
   14059104            6              6                   20070101                      20070201               2.45             0                    0                     7.5
   13982046            6              6                   20070301                      20070401                2              6.25                  2                    6.25
   13907771            6              6                   20080301                      20080401               2.25             6                    2                      6
   14003411            6              6                   20080701                      20080801                2               6                    1                      6
   14003415            6              6                   20080601                      20080701                2               6                    1                      6
   14003417            6              6                   20080601                      20080701                2               6                    1                      6
   14184013            6              6                   20070401                      20070501                5               3                    1                      5
   14059115            6              6                   20070101                      20070201               2.45             0                    0                     7.5
   14145705            6              6                   20110501                      20110601                2               6                    2                      6
   13982050           12              12                  20071101                      20071201               2.75             5                    2                      5
   14152679           12              12                  20070801                      20070901               2.75             5                    2                      5
LOAN_SEQ        MAX_RATE      MIN_RATE       ROUNDING_PCT        FICO_SCORE       FRGN_NAT                 DOCTYPE                       LOAN_PURP                 OCCTYPE
   16723414         11.875          2              0.125               696              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16723433         11.625          2              0.125               719              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16723434         11.875          2              0.125               708              N                  Stated Income                    Purchase               Owner Occupied
   16723436         12.125          2              0.125               684              N                  Stated Income                    Purchase               Owner Occupied
   16723259         11.625          2              0.125               693              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16723307         11.375          2              0.125               698              N                  Stated Income                    Purchase               Owner Occupied
   16723326         11.875          2              0.125               691              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16723329           12            2              0.125               628              N                       Full                        Purchase               Owner Occupied
   16723332          12.5           2              0.125               753              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16723336         11.375          2              0.125               643              N                       Full                   Cash Out Refinance          Owner Occupied
   16384002         13.875        1.875            0.125               682              N                  Stated Income                    Purchase                  Investor
   16567155           13          1.875            0.125               734              N             No Income/Verified Asset              Purchase                  Investor
   16609650         11.625        1.875            0.125               775              N                 No Documentation             Cash Out Refinance             Investor
   16609670         13.375        1.875            0.125               722              N                  Stated Income                    Purchase                  Investor
   16606188          13.5         1.875            0.125               671              N                 No Documentation                  Purchase                  Investor
   16609603         12.375        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16609612         13.125        1.875            0.125               682              N                  Stated/Stated                    Purchase                  Investor
   16609647         12.875        1.875            0.125               711              N                  Stated Income                    Purchase               Owner Occupied
   16606079         12.875        1.875            0.125               756              N             No Income/Verified Asset              Purchase               Owner Occupied
   16606086          13.5         1.875            0.125               746              N                 No Documentation                  Purchase                  Investor
   16606094         12.25         1.875            0.125               763              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16606099         12.125        1.875            0.125               727              N                     No Ratio                 Cash Out Refinance             Investor
   16606111         12.125        1.875            0.125               684              N             No Income/Verified Asset              Purchase               Owner Occupied
   16606128         11.875        1.875            0.125               752              N                  Stated Income                    Purchase                Second Home
   16606140         11.875        1.875            0.125               712              N             No Income/Verified Asset              Purchase                Second Home
   16606032         12.25         1.875            0.125               745              N             No Income/Verified Asset              Purchase               Owner Occupied
   16606065         12.625        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16605974         13.375        1.875            0.125               721              N                  Stated Income                    Purchase                  Investor
   16605981         13.375        1.875            0.125               667              N                  Stated Income                    Purchase                  Investor
   16605984         11.875        1.875            0.125               738              N                     No Ratio                      Purchase               Owner Occupied
   16605985         11.125        1.875            0.125               706              N                       Full                        Purchase               Owner Occupied
   16605992          12.5         1.875            0.125               727              N                     No Ratio                      Purchase               Owner Occupied
   16606025           13          1.875            0.125               684              N                     No Ratio                      Purchase                  Investor
   16606028           13          1.875            0.125               694              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16605726          12.5         1.875            0.125               655              N                  Stated Income                    Purchase               Owner Occupied
   16605734         12.875        1.875            0.125               748              N                 No Documentation                  Purchase               Owner Occupied
   16605756           13          1.875            0.125               679              N             No Income/Verified Asset              Purchase                  Investor
   16604468         11.75         1.875            0.125               704              N                       Full                   Rate/Term Refinance         Owner Occupied
   16604471         11.875        1.875            0.125               688              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16604497         12.875        1.875            0.125               698              N                     No Ratio                      Purchase               Owner Occupied
   16604512         14.625        1.875            0.125               632              N                     No Ratio                      Purchase               Owner Occupied
   16605777         12.625        1.875            0.125               661              N                  Stated Income                    Purchase                  Investor
   16604538          12.5         1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16604550         14.75         1.875            0.125               632              N                     No Ratio                      Purchase               Owner Occupied
   16604551         12.625        1.875            0.125               752              N                  Stated Income                    Purchase                  Investor
   16604569         13.25         1.875            0.125               716              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16605653         13.375        1.875            0.125               680              N             No Income/Verified Asset              Purchase                  Investor
   16604066         12.375        1.875            0.125               670              N                       Full                        Purchase               Owner Occupied
   16604087         12.75         1.875            0.125               635              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16604138         12.875        1.875            0.125               722              N             No Income/Verified Asset              Purchase                  Investor
   16604142         12.25         1.875            0.125               662              N                  Stated Income                    Purchase               Owner Occupied
   16604148         13.25         1.875            0.125               645              N                  Stated Income                    Purchase               Owner Occupied
   16604150         12.875        1.875            0.125               697              N             No Income/Verified Asset              Purchase                  Investor
   16604161         11.875        1.875            0.125               750              N                     No Ratio                      Purchase               Owner Occupied
   16604162         12.625        1.875            0.125               694              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16604181         13.375        1.875            0.125               703              N             No Income/Verified Asset              Purchase               Owner Occupied
   16603965         12.75         1.875            0.125               736              N                  Stated Income                    Purchase                  Investor
   16604230         12.875        1.875            0.125               651              N                     No Ratio                      Purchase               Owner Occupied
   16604245         12.75         1.875            0.125               640              N                       Full                   Rate/Term Refinance         Owner Occupied
   16604248          13.5         2.375            0.125               674              N                     No Ratio                      Purchase                  Investor
   16604272         12.75         1.875            0.125               675              N                     No Ratio                      Purchase                  Investor
   16604050          12.5         1.875            0.125               714              N                  Stated/Stated                    Purchase               Owner Occupied
   16604297         12.25         1.875            0.125               725              N             No Income/Verified Asset              Purchase               Owner Occupied
   16604356          13.5         1.875            0.125               678              N                     No Ratio                      Purchase               Owner Occupied
   16604365         12.25         1.875            0.125               711              N                  Stated Income                    Purchase               Owner Occupied
   16604381         14.75         1.875            0.125               656              N                  Stated Income                    Purchase               Owner Occupied
   16604384         13.375        1.875            0.125               730              N                  Stated Income                    Purchase                  Investor
   16604385         11.75         1.875            0.125               678              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16603864         11.75         1.875            0.125               708              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16603898         13.375        1.875            0.125               646              N                     No Ratio                      Purchase               Owner Occupied
   16603926          12.5         1.875            0.125               750              N                  Stated Income               Rate/Term Refinance            Investor
   16603933         12.875        1.875            0.125               790              N                     No Ratio                      Purchase               Owner Occupied
   16603935         12.75         1.875            0.125               736              N                  Stated Income                    Purchase                  Investor
   16603938         11.625        1.875            0.125               754              N                  Stated Income                    Purchase               Owner Occupied
   16603954         12.875        1.875            0.125               674              N                  Stated Income                    Purchase                  Investor
   16603826           13          1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16603834         13.75         5.025            0.125               712              N                  Stated/Stated                    Purchase                  Investor
   16602841         13.125        1.875            0.125                0               N                  Stated/Stated                    Purchase               Owner Occupied
   16602849         13.375        1.875            0.125               695              N             No Income/Verified Asset              Purchase                  Investor
   16602638         12.125        1.875            0.125               747              N                       Full                        Purchase               Owner Occupied
   16602882         11.375        1.875            0.125               766              N                     No Ratio                      Purchase               Owner Occupied
   16602896         11.875        1.875            0.125               772              N                     No Ratio                      Purchase               Owner Occupied
   16602897          13.5         1.875            0.125               697              N                  Stated Income                    Purchase                  Investor
   16602921         12.625        1.875            0.125               770              N                     No Ratio                      Purchase               Owner Occupied
   16602936         12.75         1.875            0.125               706              N                       Full                   Cash Out Refinance             Investor
   16602939         12.25         1.875            0.125               673              N                  Stated Income                    Purchase               Owner Occupied
   16602950         11.875        1.875            0.125               758              N                     No Ratio                      Purchase               Owner Occupied
   16602682         12.375        1.875            0.125               640              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16602984         12.875        1.875            0.125               660              N                  Stated Income                    Purchase                  Investor
   16603011          13.5         1.875            0.125               690              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16603029         12.75         1.875            0.125               727              N             No Income/Verified Asset              Purchase                  Investor
   16603055         13.375        1.875            0.125               738              N                  Stated/Stated                    Purchase                  Investor
   16603060         13.375        1.875            0.125               766              N             No Income/Verified Asset              Purchase                  Investor
   16602727         13.375        1.875            0.125               721              N                     No Ratio                      Purchase                  Investor
   16602749         12.375        1.875            0.125               653              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16602781         12.625        1.875            0.125               704              N                 No Documentation             Cash Out Refinance             Investor
   16602788          11.5         1.875            0.125               727              N                  Stated Income                    Purchase               Owner Occupied
   16602800         13.75         1.875            0.125               635              N                  Stated Income                    Purchase               Owner Occupied
   16603806         13.375        1.875            0.125               691              N                     No Ratio                      Purchase                  Investor
   16602822         13.125        1.875            0.125               690              N                  Stated Income                    Purchase               Owner Occupied
   16602601         13.125        1.875            0.125               705              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16602575         13.125        1.875            0.125               685              N                  Stated Income                    Purchase                  Investor
   16601345         13.375        1.875            0.125               647              N                  Stated Income               Cash Out Refinance             Investor
   16601432         13.375        1.875            0.125               699              N             No Income/Verified Asset              Purchase                  Investor
   16602500         12.25         1.875            0.125               716              N                  Stated Income                    Purchase               Owner Occupied
   16601116         12.75         1.875            0.125               620              N                  Stated/Stated                    Purchase               Owner Occupied
   16601154         11.625        1.875            0.125               729              N                  Stated Income                    Purchase               Owner Occupied
   16601165         12.625        1.875            0.125               699              N                 No Documentation                  Purchase                Second Home
   16601282         12.75         1.875            0.125               680              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16601019         13.375        1.875            0.125               680              N             No Income/Verified Asset              Purchase               Owner Occupied
   16601025         11.875        1.875            0.125               634              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16601028         13.375        1.875            0.125               696              N                     No Ratio                      Purchase                  Investor
   16601044         11.875        1.875            0.125               647              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16600798         12.75         1.875            0.125               744              N             No Income/Verified Asset              Purchase               Owner Occupied
   16600827          13.5         1.875            0.125               647              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16600846         11.625        1.875            0.125               674              N                     No Ratio                      Purchase               Owner Occupied
   16600900         13.25         1.875            0.125               698              N                  Stated Income                    Purchase                  Investor
   16600912         13.375        1.875            0.125               665              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16600920         11.625        1.875            0.125               807              N                 No Documentation             Cash Out Refinance           Second Home
   16599943         13.375        1.875            0.125               645              N                  Stated/Stated                    Purchase                  Investor
   16599901         12.25         1.875            0.125               697              N                  Stated Income                    Purchase               Owner Occupied
   16599911          13.5         1.875            0.125               695              N                     No Ratio                 Cash Out Refinance             Investor
   16599851         11.75         1.875            0.125               685              N                  Stated/Stated                    Purchase                  Investor
   16599671         12.875        1.875            0.125               732              N                     Limited                       Purchase               Owner Occupied
   16599789         13.375        1.875            0.125               663              N                  Stated Income                    Purchase                  Investor
   16599791          12.5         1.875            0.125               636              N                       Full                   Cash Out Refinance          Owner Occupied
   16599803         12.875        1.875            0.125               718              N                  Stated Income                    Purchase               Owner Occupied
   16599532         12.25         1.875            0.125               783              N                     No Ratio                      Purchase                  Investor
   16599537         12.875        1.875            0.125               746              N                  Stated Income                    Purchase                  Investor
   16599538         12.875        1.875            0.125               662              N             No Income/Verified Asset              Purchase               Owner Occupied
   16718274         13.25         1.875            0.125               623              N                     No Ratio                      Purchase               Owner Occupied
   16718336         12.25         1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16021408         11.875        1.875            0.125               757              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16717747         11.25         1.875            0.125               758              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16400774           13          1.875            0.125               684              N                     No Ratio                      Purchase               Owner Occupied
   16018725           13          1.875            0.125               760              N                 No Documentation                  Purchase               Owner Occupied
   16596439         11.875        1.875            0.125               695              N                       Full                        Purchase                  Investor
   16596446         11.875        1.875            0.125               695              N                       Full                        Purchase                  Investor
   16596515          12.5         1.875            0.125               655              N                  Stated Income                    Purchase               Owner Occupied
   16596519         11.625        1.875            0.125               665              N                  Stated Income                    Purchase               Owner Occupied
   16596554         12.875        1.875            0.125               652              N                       Full                   Cash Out Refinance          Owner Occupied
   16596560         12.75         1.875            0.125               727              N                  Stated Income                    Purchase                  Investor
   16596573         13.375        1.875            0.125               721              N                  Stated Income                    Purchase                  Investor
   16596207         13.375        1.875            0.125               752              N             No Income/Verified Asset              Purchase                  Investor
   16596217         12.375        1.875            0.125               678              N                  Stated Income                    Purchase                  Investor
   16596654         13.25         1.875            0.125               637              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16596683         13.375        1.875            0.125               750              N                  Stated Income                    Purchase                  Investor
   16596731         13.375        1.875            0.125               632              N                     No Ratio                      Purchase               Owner Occupied
   16596755         13.375        1.875            0.125               725              N                  Stated Income                    Purchase                  Investor
   16596759         12.875        1.875            0.125               650              N                  Stated Income                    Purchase               Owner Occupied
   16596766         13.375        1.875            0.125               633              N                  Stated Income                    Purchase               Owner Occupied
   16596806         13.375        1.875            0.125               685              N                     No Ratio                      Purchase                  Investor
   16596812         13.375        1.875            0.125               674              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16597192         13.375        1.875            0.125               662              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16597258         13.375        1.875            0.125               665              N                     No Ratio                      Purchase               Owner Occupied
   16597342         13.375        1.875            0.125               794              N                     No Ratio                      Purchase                Second Home
   16597359          12.5         1.875            0.125               739              N                  Stated Income                    Purchase                  Investor
   16597466          13.5         1.875            0.125               674              N                  Stated Income                    Purchase                  Investor
   16597470         13.375        1.875            0.125               646              N                  Stated/Stated                    Purchase                  Investor
   16597472         13.375        1.875            0.125               668              N                 No Documentation                  Purchase                  Investor
   16596266         13.125        1.875            0.125               685              N                  Stated Income                    Purchase                  Investor
   16597533         12.75         1.875            0.125               734              N             No Income/Verified Asset              Purchase               Owner Occupied
   16597629         13.25         1.875            0.125               724              N                  Stated Income                    Purchase                  Investor
   16597677          11.5         1.875            0.125               700              N                  Stated Income                    Purchase               Owner Occupied
   16597684           13          1.875            0.125               658              N                  Stated Income                    Purchase                  Investor
   16597694         13.375        1.875            0.125               688              N                  Stated Income                    Purchase                  Investor
   16596382         12.75         1.875            0.125               675              N                  Stated Income                    Purchase                  Investor
   16717475         12.375        1.875            0.125               686              N                     No Ratio                      Purchase               Owner Occupied
   16595393         12.25         1.875            0.125               674              N                     No Ratio                      Purchase               Owner Occupied
   16595432          13.5         1.875            0.125               685              N                     No Ratio                      Purchase                  Investor
   16595480         13.375        1.875            0.125               693              N                     No Ratio                      Purchase                  Investor
   16595491         13.375        1.875            0.125               685              N                     No Ratio                      Purchase                  Investor
   16595294          13.5         1.875            0.125               736              N                  Stated Income                    Purchase                  Investor
   16595304         13.375        1.875            0.125               620              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16594949           12          1.875            0.125               719              N             No Income/Verified Asset              Purchase               Owner Occupied
   16594958           12          1.875            0.125               772              N                 No Documentation                  Purchase               Owner Occupied
   16595040          13.5         1.875            0.125               708              N                 No Documentation                  Purchase                  Investor
   16595043         12.875        1.875            0.125               708              N                 No Documentation                  Purchase                Second Home
   16595070         11.875        1.875            0.125               645              N                     No Ratio                      Purchase               Owner Occupied
   16595107         13.375        1.875            0.125               670              N                  Stated Income                    Purchase                  Investor
   16595108         11.625        1.875            0.125               718              N                 No Documentation                  Purchase               Owner Occupied
   16595174           13          1.875            0.125               653              N                  Stated Income                    Purchase               Owner Occupied
   16595240         13.375          3              0.125               695              N                     No Ratio                      Purchase                  Investor
   16594873         12.999        1.875            0.125               754              N                 No Documentation                  Purchase               Owner Occupied
   16594921         12.875        1.875            0.125               658              N                     No Ratio                      Purchase               Owner Occupied
   16591476         12.75         1.875            0.125               696              N                     No Ratio                      Purchase                  Investor
   16591409         11.875        1.875            0.125               694              N                     No Ratio                      Purchase               Owner Occupied
   16591416         12.75         1.875            0.125               709              N                  Stated Income               Cash Out Refinance             Investor
   16591603           13          1.875            0.125               681              N                  Stated Income                    Purchase                  Investor
   16591630          12.5         1.875            0.125               765              N                  Stated Income               Rate/Term Refinance            Investor
   16591634           13          1.875            0.125               695              N                  Stated Income                    Purchase                  Investor
   16591643         12.625        1.875            0.125               686              N                  Stated/Stated                    Purchase               Owner Occupied
   16591439         13.375        1.875            0.125               694              N                     No Ratio                      Purchase                  Investor
   16594724         13.75         1.875            0.125               780              N                  Stated Income                    Purchase                  Investor
   16594759         12.375        1.875            0.125               739              N                     No Ratio                      Purchase               Owner Occupied
   16591318         13.25         1.875            0.125               718              N                     No Ratio                 Cash Out Refinance             Investor
   16591350         13.375        1.875            0.125               731              N                  Stated Income                    Purchase                  Investor
   16643793         13.75         1.875            0.125               670              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16648357         13.125        1.875            0.125               784              N                 No Documentation                  Purchase               Owner Occupied
   16546141         11.25         1.875            0.125               795              N                  Stated Income                    Purchase               Owner Occupied
   16612965         13.375        1.875            0.125               697              N                  Stated Income                    Purchase                  Investor
   16632265         12.75         1.875            0.125               621              N                     No Ratio                      Purchase               Owner Occupied
   16632303         11.75         1.875            0.125               676              N                       Full                        Purchase               Owner Occupied
   16632544         13.375        1.875            0.125               689              N             No Income/Verified Asset              Purchase                  Investor
   16671492         13.125        1.875            0.125               710              N                 No Documentation                  Purchase                  Investor
   16671306         12.125        1.875            0.125               646              N                       Full                   Cash Out Refinance          Owner Occupied
   16717428         12.875        1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16013891         12.75         1.875            0.125               698              N                  Stated Income                    Purchase                  Investor
   16717216         13.25         1.875            0.125               674              N             No Income/Verified Asset              Purchase                  Investor
   16013757           13          1.875            0.125               727              N                  Stated Income                    Purchase                  Investor
   16013759           13          1.875            0.125               747              N                  Stated Income                    Purchase                  Investor
   16395572         12.375        1.875            0.125               703              N                       Full                   Rate/Term Refinance         Owner Occupied
   16395621         12.875        1.875            0.125               716              N                     No Ratio                      Purchase                  Investor
   16395368          13.5         1.875            0.125               745              N                  Stated Income                    Purchase                  Investor
   16395218          13.5         1.875            0.125               657              N                     No Ratio                 Rate/Term Refinance            Investor
   16393894         13.125        1.875            0.125               804              N                     No Ratio                      Purchase                  Investor
   16393924          11.5         1.875            0.125               767              N                  Stated Income                    Purchase               Owner Occupied
   16001655         12.375        1.875            0.125               782              N                  Stated/Stated                    Purchase               Owner Occupied
   16393880         11.875        1.875            0.125               791              N                       Full                        Purchase               Owner Occupied
   16393889         12.25         1.875            0.125               738              N                       Full                   Rate/Term Refinance         Owner Occupied
   16714865         12.625        1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16714872         12.625        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16714897         12.625        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16393828           12          1.875            0.125               699              N                     No Ratio                      Purchase               Owner Occupied
   16714065          13.5         0.985            0.125               703              N                  Stated Income                    Purchase                Second Home
   16643527          12.5         1.875            0.125               740              N                       Full                   Cash Out Refinance          Owner Occupied
   16640672          12.5         1.875            0.125               778              N                  Stated/Stated                    Purchase               Owner Occupied
   16704481         12.375        1.875            0.125               726              N                       Full                   Cash Out Refinance          Owner Occupied
   16768365         11.25           2              0.125               717              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16704478          12.5         1.875            0.125               797              N                       Full                   Rate/Term Refinance            Investor
   16612699         12.125          2              0.125               717              N                  Stated Income                    Purchase               Owner Occupied
   16768346         11.875          2              0.125               683              N                  Stated Income                    Purchase                Second Home
   16704429         12.75         1.875            0.125               725              N                       Full                        Purchase               Owner Occupied
   16704431         11.875          2              0.125               697              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16704432          12.5         1.875            0.125               623              N                  Stated Income                    Purchase                  Investor
   16704438           13          1.875            0.125               719              N                  Stated Income                    Purchase               Owner Occupied
   16663876         11.875          2              0.125               738              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16704410         11.625          2              0.125                0               Y                       Full                        Purchase                Second Home
   16704414         12.25           2              0.125               770              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16628983           12            2              0.125               650              N                       Full                   Rate/Term Refinance         Owner Occupied
   16672967         11.75           2              0.125               704              N                  Stated Income               Cash Out Refinance             Investor
   16704421          11.5           2              0.125               787              N                  Stated Income                    Purchase               Owner Occupied
   16704422         12.875        1.875            0.125               672              N                  Stated Income                    Purchase               Owner Occupied
   16704427         12.75         1.875            0.125               708              N                  Stated Income                    Purchase               Owner Occupied
   16658493         12.375          2              0.125               711              N                  Stated Income               Cash Out Refinance             Investor
   16658496         11.875          2              0.125               676              N                       Full                   Rate/Term Refinance         Owner Occupied
   16666841         12.875        1.875            0.125               737              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16397414         13.25         1.875            0.125               672              N                  Stated Income               Cash Out Refinance             Investor
   16708282          12.5         1.875            0.125               650              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16728208          12.5         1.875            0.125               675              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16670374         13.375        1.875            0.125               678              N                  Stated Income               Rate/Term Refinance            Investor
   16718167         11.375          2              0.125               677              N                  Stated Income                    Purchase               Owner Occupied
   16768207          12.5           2              0.125               678              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16780762         11.875          2              0.125               704              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16777036         12.25         1.875            0.125               765              N                       Full                        Purchase                  Investor
   16718169         11.875          2              0.125               688              N                  Stated Income                    Purchase               Owner Occupied
   16780683          12.5           2              0.125               727              N                  Stated Income                    Purchase               Owner Occupied
   16798242         12.375          2              0.125               697              N                       Full                   Rate/Term Refinance         Owner Occupied
   16780684         12.25           2              0.125               622              N                       Full                   Rate/Term Refinance         Owner Occupied
   16658456         11.75           2              0.125               669              N                  Stated Income                    Purchase               Owner Occupied
   16684538         11.875          2              0.125               667              N                  Stated Income                    Purchase               Owner Occupied
   16780685         11.875          2              0.125               788              N                  Stated Income                    Purchase               Owner Occupied
   16780686         11.25           2              0.125               736              N                  Stated Income               Rate/Term Refinance            Investor
   16723599         13.25         1.875            0.125               632              N                     No Ratio                      Purchase               Owner Occupied
   16780687         11.25           2              0.125               736              N                  Stated Income               Rate/Term Refinance            Investor
   16596966         12.25         1.875            0.125               726              N                  Stated Income               Cash Out Refinance             Investor
   16731301         11.875        1.875            0.125               668              N                     No Ratio                      Purchase               Owner Occupied
   16730331         12.25         1.875            0.125               655              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16704415         11.25           2              0.125               684              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16730094         13.25         1.875            0.125               647              N                     No Ratio                      Purchase               Owner Occupied
   16714138         13.75         1.875            0.125               781              N                     No Ratio                      Purchase                Second Home
   16676658         14.125        1.375            0.125               755              N                     No Ratio                      Purchase                  Investor
   16649294         12.375        2.375            0.001               705              N                 No Documentation                  Purchase               Owner Occupied
   16649295          13.5         2.375            0.125               656              N                  Stated Income                    Purchase               Owner Occupied
   16649296         12.25         2.375            0.125               778              N                  Stated Income                    Purchase               Owner Occupied
   16649305         12.25         2.375            0.125               678              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649306          12.5         2.375            0.125               619              N                       Full                   Rate/Term Refinance         Owner Occupied
   16649311         12.75         2.375            0.125               712              N                       Full                   Cash Out Refinance          Owner Occupied
   16649315          14.5         2.375            0.125               744              N                  Stated/Stated                    Purchase                  Investor
   16649316           14          2.375            0.125               665              N                 No Documentation                  Purchase                  Investor
   16649319         13.625        2.375            0.125               679              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16649320         12.875        2.375            0.125               741              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649321         12.75         2.375            0.125               761              N                  Stated Income                    Purchase                  Investor
   16649323           12          2.375            0.125               714              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16649329         13.375        2.375            0.125               730              N                  Stated Income                    Purchase                  Investor
   16649332         12.25         2.375            0.125               767              N                       Full                        Purchase               Owner Occupied
   16649335         12.875        2.375            0.125               756              N                  Stated Income               Cash Out Refinance             Investor
   16649345          14.5         2.375            0.125               715              N                 No Documentation                  Purchase               Owner Occupied
   16649330          13.5         2.375            0.125               725              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16591163         12.625        1.875            0.125               727              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16591142         12.25         1.875            0.125               706              N                       Full                        Purchase               Owner Occupied
   16591095          12.5         1.875            0.125               789              N                 No Documentation                  Purchase               Owner Occupied
   16586122         13.125        1.875            0.125               796              N                     No Ratio                      Purchase               Owner Occupied
   16586032         11.875        1.875            0.125               698              N                  Stated/Stated                    Purchase               Owner Occupied
   16585938         12.875        1.875            0.125               688              N                 No Documentation             Cash Out Refinance             Investor
   16585839          12.5         1.875            0.125               724              N                  Stated Income                    Purchase                  Investor
   16585870         12.25         1.875            0.125               705              N                     No Ratio                      Purchase               Owner Occupied
   16585764         13.375        1.875            0.125               623              N                     No Ratio                      Purchase               Owner Occupied
   16585766         13.375        1.875            0.125               767              N                  Stated Income                    Purchase                  Investor
   16585809           13          1.875            0.125               804              N                     No Ratio                      Purchase                  Investor
   16585691           12          1.875            0.125               718              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16585702          13.5         1.875            0.125               693              N                No Income/No Asset            Cash Out Refinance             Investor
   16673048          11.5           2              0.125               727              N                  Stated Income                    Purchase               Owner Occupied
   16664301         11.625          2              0.125               700              N                  Stated Income                    Purchase               Owner Occupied
   16629050         12.25           2              0.125                0               Y                       Full                        Purchase                Second Home
   16717262          11.5           2              0.125               694              N                  Stated Income                    Purchase               Owner Occupied
   16717271         11.25           2              0.125               689              N                  Stated Income               Rate/Term Refinance            Investor
   16629043         13.375          2              0.125               642              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16770690         12.125          2              0.125               713              N                  Stated Income                    Purchase               Owner Occupied
   16549566         12.375          2              0.125               731              N                  Stated Income                    Purchase               Owner Occupied
   16658431          11.5           2              0.125               781              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658433         11.875          2              0.125               700              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658436         12.625          2              0.125               735              N                       Full                        Purchase                  Investor
   16663945         11.625          2              0.125               720              N                  Stated Income                    Purchase               Owner Occupied
   16658437         12.125          2              0.125               774              N                       Full                   Cash Out Refinance          Owner Occupied
   16658439         12.25           2              0.125               703              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16585659          13.5         1.875            0.125               765              N             No Income/Verified Asset              Purchase                  Investor
   16658410          11.5           2              0.125               728              N                       Full                   Cash Out Refinance          Owner Occupied
   16770680         12.25           2              0.125               668              N                  Stated Income                    Purchase               Owner Occupied
   16585643         13.375        1.875            0.125               693              N                     No Ratio                      Purchase                  Investor
   16585585         12.75         1.875            0.125               704              N                  Stated Income                    Purchase                  Investor
   16770640         11.75           2              0.125               712              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16770643         11.75           2              0.125               787              N                  Stated Income                    Purchase               Owner Occupied
   16672635         12.25           2              0.125               702              N                  Stated Income               Cash Out Refinance             Investor
   16770645         12.75           2              0.125               681              N                       Full                        Purchase               Owner Occupied
   16585530         13.25         1.875            0.125               647              N                  Stated Income                    Purchase               Owner Occupied
   16664298         11.875          2              0.125               674              N                  Stated Income                    Purchase               Owner Occupied
   16549521          12.5           2              0.125               759              N                  Stated Income               Cash Out Refinance             Investor
   16684229         11.75           2              0.125               799              N                  Stated Income                    Purchase               Owner Occupied
   16549529         13.25           2              0.125               717              N                  Stated Income                    Purchase                  Investor
   16585565          12.5         1.875            0.125               726              N                  Stated Income                    Purchase                  Investor
   16684239         11.875          2              0.125               717              N                  Stated Income                    Purchase               Owner Occupied
   16663909         11.875          2              0.125               699              N                  Stated Income               Rate/Term Refinance            Investor
   16684241         11.75           2              0.125               763              N                  Stated Income                    Purchase               Owner Occupied
   16684246         11.875          2              0.125               669              N                  Stated Income                    Purchase               Owner Occupied
   16585448         12.75         1.875            0.125               701              N                     No Ratio                      Purchase                  Investor
   16672621         11.75           2              0.125               801              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16770634         10.75           2              0.125               716              N                  Stated Income                    Purchase               Owner Occupied
   16664285         12.375          2              0.125               669              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16770638         11.625          2              0.125               679              N                  Stated Income                    Purchase               Owner Occupied
   16770614         12.125          2              0.125               710              N                  Stated Income               Cash Out Refinance             Investor
   16770616         11.375          2              0.125               728              N                  Stated Income               Rate/Term Refinance            Investor
   16770617         11.875          2              0.125               671              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16770612         11.75           2              0.125               658              N                       Full                        Purchase               Owner Occupied
   16575471         13.375        1.875            0.125               685              N                  Stated Income                    Purchase                  Investor
   16629027         11.875          2              0.125               667              N                  Stated Income                    Purchase               Owner Occupied
   16666872         13.25         1.875            0.125               634              N                       Full                   Cash Out Refinance          Owner Occupied
   16666877         12.125        1.875            0.125               724              N                  Stated Income                    Purchase               Owner Occupied
   16634180         11.375          2              0.125               709              N                       Full                        Purchase               Owner Occupied
   16704574         11.875          2              0.125               691              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16666882         12.125        1.875            0.125               721              N                  Stated Income                    Purchase               Owner Occupied
   16360981         12.625          2              0.125               764              N                       Full                        Purchase                  Investor
   16634176           12            2              0.125               730              N                       Full                        Purchase               Owner Occupied
   16634178         12.25           2              0.125               706              N                  Stated Income               Rate/Term Refinance          Second Home
   16634179         11.75           2              0.125               668              N                  Stated Income                    Purchase               Owner Occupied
   16664256         11.75           2              0.125               672              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16723792         12.125        1.875            0.125               720              N                       Full                        Purchase               Owner Occupied
   16770603         11.75           2              0.125               706              N                  Stated Income                    Purchase               Owner Occupied
   16770607         11.25           2              0.125               684              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16723788           12          1.875            0.125               628              N                       Full                   Cash Out Refinance          Owner Occupied
   16664241         11.625          2              0.125               703              N                       Full                   Rate/Term Refinance         Owner Occupied
   16634168         11.875          2              0.125               744              N                  Stated Income                    Purchase               Owner Occupied
   16704558           11            2              0.125               714              N                  Stated Income                    Purchase               Owner Occupied
   16666864         12.25         1.875            0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16666868         13.25         1.875            0.125               737              N                       Full                        Purchase               Owner Occupied
   16634170           12            2              0.125                0               N                       Full                        Purchase                Second Home
   16634172         11.625          2              0.125               714              N                       Full                   Rate/Term Refinance         Owner Occupied
   16634173         12.625          2              0.125               651              N                       Full                        Purchase               Owner Occupied
   16634174         11.25           2              0.125               758              N                       Full                        Purchase               Owner Occupied
   16664221         12.125          2              0.125               753              N                  Stated Income                    Purchase               Owner Occupied
   16609713         13.25         1.875            0.125               777              N                       Full                        Purchase               Owner Occupied
   16723761         12.625        1.875            0.125               698              N                       Full                   Cash Out Refinance          Owner Occupied
   16664229         10.875          2              0.125               677              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16723765         12.125        1.875            0.125               674              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16723769         12.375        1.875            0.125               785              N                  Stated Income                    Purchase               Owner Occupied
   16664235           12            2              0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16666848         12.25         1.875            0.125               681              N                       Full                        Purchase               Owner Occupied
   16666849         12.25         1.875            0.125               669              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16666853         12.125        1.875            0.125               756              N                       Full                        Purchase                  Investor
   16666855          12.5         1.875            0.125               737              N                  Stated Income                    Purchase               Owner Occupied
   16575446         12.625        1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16664218          11.5           2              0.125               715              N                       Full                        Purchase               Owner Occupied
   16717169          11.5           2              0.125               706              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16575379          12.5         1.875            0.125               664              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   15562837         11.375        1.875            0.125               749              N                  Stated Income                    Purchase               Owner Occupied
   16572168          12.5         1.875            0.125               727              N                  Stated Income                    Purchase               Owner Occupied
   16574856          12.5         1.875            0.125               741              N             No Income/Verified Asset              Purchase               Owner Occupied
   16574881         12.75         1.875            0.125               633              N                  Stated Income                    Purchase               Owner Occupied
   16574968          13.5         1.875            0.125               663              N                 No Documentation                  Purchase                  Investor
   16574976          12.5         1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16575041         12.75         1.875            0.125               677              N                       Full                        Purchase                  Investor
   16575078         12.75         1.875            0.125               687              N                  Stated Income                    Purchase               Owner Occupied
   16575091         12.875        1.875            0.125               714              N                  Stated Income                    Purchase                  Investor
   16572080          11.5         1.875            0.125               731              N                  Stated Income                    Purchase               Owner Occupied
   16572082         11.875        1.875            0.125               797              N                       Full                        Purchase               Owner Occupied
   16572097         13.375        1.875            0.125               669              N                  Stated/Stated                    Purchase                  Investor
   16571615          13.5         1.875            0.125               728              N                  Stated Income                    Purchase                  Investor
   16571622         13.375        1.875            0.125               696              N                  Stated/Stated                    Purchase                  Investor
   16571628         13.375        1.875            0.125               746              N                  Stated/Stated                    Purchase                  Investor
   16571666         12.25         1.875            0.125               750              N                       Full                        Purchase               Owner Occupied
   16571706         12.875        1.875            0.125                0               N                       Full                        Purchase               Owner Occupied
   16571811         12.375        1.875            0.125               759              N                  Stated Income                    Purchase               Owner Occupied
   16571877         14.375        1.875            0.125               711              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16571882         12.25         1.875            0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16571915         12.375        1.875            0.125               630              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16571967         13.125        1.875            0.125               708              N                  Stated Income                    Purchase               Owner Occupied
   16571998          13.5         1.875            0.125               750              N                 No Documentation                  Purchase               Owner Occupied
   16572062         14.125          2              0.125               680              N                  Stated/Stated                    Purchase                  Investor
   16570714         13.25         1.875            0.125               675              N                  Stated Income                    Purchase               Owner Occupied
   16570722         13.375        1.875            0.125               636              N                     No Ratio                 Cash Out Refinance             Investor
   16570748         11.875        1.875            0.125               707              N                  Stated Income                    Purchase               Owner Occupied
   16570754         12.375        1.875            0.125               639              N                  Stated Income                    Purchase               Owner Occupied
   16570772          13.5         1.875            0.125               693              N                  Stated Income                    Purchase                  Investor
   16571582          13.5         1.875            0.125               665              N                 No Documentation                  Purchase               Owner Occupied
   16570641         12.375        1.875            0.125               718              N                  Stated Income                    Purchase                  Investor
   16570670           14          1.875            0.125               626              N                  Stated Income                    Purchase               Owner Occupied
   16570672          12.5         1.875            0.125               720              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16570265         12.75         1.875            0.125               671              N             No Income/Verified Asset              Purchase               Owner Occupied
   16570364           12          1.875            0.125               711              N                  Stated Income                    Purchase                  Investor
   16570393         11.875        1.875            0.125               706              N                       Full                        Purchase               Owner Occupied
   16570422         13.375        1.875            0.125               736              N                     No Ratio                      Purchase                  Investor
   16570532           13          1.875            0.125               666              N                     No Ratio                      Purchase               Owner Occupied
   16570618         12.375        1.875            0.125               775              N                  Stated Income                    Purchase                Second Home
   16567734          13.5         1.875            0.125               663              N                     No Ratio                      Purchase                  Investor
   16567794         12.625        1.875            0.125               690              N                  Stated Income                    Purchase               Owner Occupied
   16567854         12.75         1.875            0.125               741              N                     No Ratio                      Purchase                  Investor
   16567951         12.375        1.875            0.125               653              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16568170          13.5         1.875            0.125               699              N                     No Ratio                      Purchase                  Investor
   16568237           13          1.875            0.125               696              N                     Limited                       Purchase                  Investor
   16568786           12          1.875            0.125               730              N             No Income/Verified Asset              Purchase               Owner Occupied
   16568839         12.875        1.875            0.125               622              N                  Stated Income                    Purchase               Owner Occupied
   16568938         12.75         1.875            0.125               699              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16568959         12.125        1.875            0.125               815              N                 No Documentation                  Purchase               Owner Occupied
   16569006         13.875        1.875            0.125               629              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16569057         13.375        1.875            0.125               690              N             No Income/Verified Asset              Purchase               Owner Occupied
   16569147         13.125        1.875            0.125               731              N                     Limited                       Purchase               Owner Occupied
   16567550         11.875        1.875            0.125               726              N                       Full                        Purchase               Owner Occupied
   16567583         12.875        1.875            0.125               738              N                  Stated Income                    Purchase                  Investor
   16567693          13.5         1.875            0.125               650              N                 No Documentation                  Purchase                  Investor
   16567714         12.75         1.875            0.125               751              N                 No Documentation                  Purchase               Owner Occupied
   16567628         13.25         1.875            0.125               696              N                  Stated/Stated                    Purchase                  Investor
   16575280         13.125        1.875            0.125                0               Y                  Stated Income                    Purchase                  Investor
   16575314         12.75         1.875            0.125               690              N                  Stated Income                    Purchase               Owner Occupied
   16575317         13.375        1.875            0.125               688              N                  Stated Income                    Purchase                  Investor
   16575263         10.875        1.875            0.125               654              N                       Full                        Purchase               Owner Occupied
   16567389          13.5         1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16567397         13.125        1.875            0.125               733              N                       Full                        Purchase                  Investor
   15499345         11.25         1.875            0.125               751              N                       Full                   Rate/Term Refinance         Owner Occupied
   16672551         11.25           2              0.125               768              N                       Full                   Cash Out Refinance          Owner Occupied
   16672547         11.875          2              0.125               730              N                  Stated Income                    Purchase               Owner Occupied
   16609682          12.5         1.875            0.125               710              N                  Stated Income                    Purchase               Owner Occupied
   16609683           13          1.875            0.125               760              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16609687           13          1.875            0.125               784              N                  Stated Income                    Purchase                  Investor
   16692141           12            2              0.125               652              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16672540         11.875          2              0.125               666              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16208271         11.625         2.11            0.125               717              N                       Full                   Rate/Term Refinance         Owner Occupied
   16664190          12.5           2              0.125               694              N                  Stated Income                    Purchase               Owner Occupied
   16609663         12.25         1.875            0.125               686              N                  Stated Income                    Purchase               Owner Occupied
   16634781         12.25           2              0.125               677              N                  Stated Income               Rate/Term Refinance            Investor
   16664189           13            2              0.125               680              N                  Stated Income                    Purchase                  Investor
   16672515         11.625          2              0.125               713              N                       Full                   Cash Out Refinance          Owner Occupied
   16770526         13.25           2              0.125                0               N                       Full                        Purchase                Second Home
   16609660         12.625        1.875            0.125               782              N                  Stated Income                    Purchase               Owner Occupied
   16770519           12            2              0.125               714              N                  Stated Income                    Purchase               Owner Occupied
   16770516         12.75           2              0.125               652              N                  Stated Income                    Purchase                  Investor
   16770505         12.125          2              0.125               712              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16718171           12            2              0.125               687              N                       Full                   Cash Out Refinance          Owner Occupied
   16718160         11.25           2              0.125               685              N                  Stated Income               Rate/Term Refinance            Investor
   16718164         11.25           2              0.125               685              N                  Stated Income               Rate/Term Refinance            Investor
   16718166         10.875          2              0.125               767              N                  Stated Income               Cash Out Refinance             Investor
   16649951         11.875          2              0.125               735              N                  Stated Income                    Purchase               Owner Occupied
   16649952         11.625          2              0.125               793              N                  Stated Income                    Purchase               Owner Occupied
   16649956         12.375          2              0.125               665              N                  Stated Income                    Purchase               Owner Occupied
   16549104         12.75         2.375            0.125               683              N                  Stated Income                    Purchase                  Investor
   16549107         12.875        2.375            0.125               774              N                       Full                        Purchase                  Investor
   16549108         12.25         2.375            0.125               704              N                  Stated Income                    Purchase                  Investor
   16549109          13.5          2.5             0.125               712              N                  Stated Income                    Purchase               Owner Occupied
   16549110         12.625        2.375            0.125               746              N                       Full                        Purchase                Second Home
   16549112         12.25         2.375            0.125               747              N                  Stated Income                    Purchase                Second Home
   16549118         13.375         2.5             0.125               677              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   16549119         13.875         2.5             0.125               775              N                  Stated Income                    Purchase                  Investor
   16549120         12.75          2.5             0.125               676              N                  Stated Income               Cash Out Refinance             Investor
   16549122         13.25          2.5             0.125               758              N                       Full                        Purchase                  Investor
   16549124           13           2.5             0.125               718              N                No Income/No Asset            Cash Out Refinance             Investor
   16549125         12.875        2.375            0.125               634              N                No Income/No Asset            Cash Out Refinance             Investor
   16549126         12.75         2.375            0.125               791              N                  Stated Income                    Purchase                Second Home
   16549128         14.25         2.375            0.125               751              N                No Income/No Asset                 Purchase                  Investor
   16549132          14.5         2.375            0.125               676              N                  Stated Income                    Purchase                Second Home
   16549133          13.5         2.375            0.125               712              N                  Stated Income                    Purchase                  Investor
   16549141         13.75         2.375            0.125               703              N                  Stated/Stated               Cash Out Refinance             Investor
   16549142         13.25          2.5             0.125               695              N                  Stated Income                    Purchase               Owner Occupied
   16549145          13.5          2.5             0.125               754              N                     No Ratio                      Purchase                  Investor
   16549156         12.875         2.5             0.125               669              N                  Stated Income                    Purchase                  Investor
   16549157           13          2.375            0.125               682              N                  Stated Income                    Purchase                Second Home
   16549159          12.5         2.375            0.125               684              N                  Stated Income                    Purchase                  Investor
   16549164           13           2.5             0.125               704              Y                  Stated Income                    Purchase                  Investor
   16549165         13.75          2.5             0.125               635              N                       Full                   Cash Out Refinance          Owner Occupied
   16549170         12.875         2.5             0.125               798              N                       Full                        Purchase                  Investor
   16549171         12.75          2.5             0.125               783              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16549175         12.875        2.375            0.125               668              N                  Stated Income                    Purchase                  Investor
   16549180         12.875         2.5             0.125               769              N                  Stated Income                    Purchase                  Investor
   16549181         14.25         2.375            0.125               746              N                  Stated Income                    Purchase                  Investor
   16549185           13           2.5             0.125               792              N                       Full                        Purchase                  Investor
   16549187           13           2.5             0.125               733              N                       Full                   Rate/Term Refinance         Owner Occupied
   16549196          13.5          2.5             0.125               816              N                  Stated/Stated                    Purchase               Owner Occupied
   16549202         13.625         2.5             0.125               658              N                  Stated Income                    Purchase               Owner Occupied
   16549205         14.375         2.5             0.125               643              N                  Stated/Stated                    Purchase               Owner Occupied
   16549208         12.875         2.5             0.125               746              N                       Full                        Purchase                  Investor
   16549209         12.375         2.5             0.125               772              N                       Full                        Purchase               Owner Occupied
   16549219         13.375         2.5             0.125               668              N                  Stated Income               Cash Out Refinance             Investor
   16549221         12.75          2.5             0.125               647              N                       Full                        Purchase                  Investor
   16549224         12.25          2.5             0.125               629              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16549232         13.375        2.375            0.125               638              N                  Stated/Stated                    Purchase                  Investor
   16549245         12.25         2.375            0.125               732              N                  Stated Income               Rate/Term Refinance          Second Home
   16549247         13.25          2.5             0.125               709              N                  Stated Income                    Purchase               Owner Occupied
   16549249         13.25          2.5             0.125               759              N                  Stated Income               Cash Out Refinance             Investor
   16549251           12           2.5             0.125               644              Y                       Full                        Purchase               Owner Occupied
   16549266         13.25         2.375            0.125               720              N                  Stated Income               Cash Out Refinance             Investor
   16549267          14.5          2.5             0.125               638              N                  Stated Income               Cash Out Refinance           Second Home
   16549268         13.375         2.5             0.125               696              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16549289         14.125        2.375            0.125               713              N                No Income/No Asset            Rate/Term Refinance          Second Home
   16549291           13           2.5             0.125               705              N                       Full                        Purchase                Second Home
   16549302         12.875         2.5             0.125               695              N                  Stated Income                    Purchase                  Investor
   16549307         13.75         2.375            0.125               676              N                       Full                        Purchase                  Investor
   16549312           15           2.5             0.125               753              Y                No Income/No Asset                 Purchase                  Investor
   16549317         12.875         2.5             0.125               712              N                  Stated Income               Cash Out Refinance             Investor
   16549318         13.25         2.375            0.125               667              N                  Stated Income               Cash Out Refinance             Investor
   16549322         13.75         2.375            0.125               684              N                  Stated Income                    Purchase                Second Home
   16549326          13.5         2.375            0.125               667              N                       Full                        Purchase                  Investor
   16665222         12.875        1.875            0.125               654              N                  Stated Income               Cash Out Refinance             Investor
   16666581         12.125        1.875            0.125               682              N                  Stated Income                    Purchase                  Investor
   16666584          12.5         1.875            0.125               707              N                 No Documentation                  Purchase               Owner Occupied
   16645815         12.875        1.875            0.125               685              N                     No Ratio                 Cash Out Refinance             Investor
   16645867         12.625        1.875            0.125               702              N                No Income/No Asset                 Purchase               Owner Occupied
   16648150         12.875        1.875            0.125               659              N             No Income/Verified Asset              Purchase               Owner Occupied
   16649627         14.25         1.245            0.125               725              N                  Stated Income                    Purchase                  Investor
   16649646         13.875        1.875            0.125               754              N                     No Ratio                      Purchase                Second Home
   16649654         13.375        1.875            0.125               726              N                  Stated Income               Cash Out Refinance             Investor
   16650851         12.875        1.875            0.125               685              N             No Income/Verified Asset              Purchase               Owner Occupied
   16650959           12          1.875            0.125               689              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16653676         13.75         0.085            0.125               624              N             No Income/Verified Asset              Purchase               Owner Occupied
   16655795         11.875        1.875            0.125               710              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16655816         12.375        1.875            0.125               733              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16655864         13.875        1.875            0.125               787              N                 No Documentation                  Purchase               Owner Occupied
   16655735         11.875        1.875            0.125               769              N             No Income/Verified Asset              Purchase               Owner Occupied
   16658092         12.875        1.875            0.125               678              N             No Income/Verified Asset              Purchase               Owner Occupied
   16658209         13.375        1.875            0.125               669              N                  Stated Income               Cash Out Refinance             Investor
   16658235          12.5         1.875            0.125               705              N                  Stated Income                    Purchase                  Investor
   16658125         12.25         1.875            0.125               698              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658294         12.125        1.875            0.125               752              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16663572         13.375        0.525            0.125               688              N                  Stated Income                    Purchase                Second Home
   16663658         12.125        1.875            0.125               742              N             No Income/Verified Asset              Purchase               Owner Occupied
   16663695         12.625        1.875            0.125               676              N                  Stated/Stated                    Purchase               Owner Occupied
   16663528         13.25         1.875            0.125               644              N                     No Ratio                 Cash Out Refinance           Second Home
   16663529         13.75         1.875            0.125               623              N                     No Ratio                      Purchase               Owner Occupied
   16631254         12.75         1.875            0.125               740              N             No Income/Verified Asset              Purchase                  Investor
   16634036         13.625        1.875            0.125               644              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16634087          13.5         1.875            0.125               659              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16634121         12.75         1.875            0.125               705              N                  Stated Income                    Purchase                  Investor
   16634123         13.125        1.875            0.125               763              N             No Income/Verified Asset              Purchase                  Investor
   16633966         11.875        1.565            0.125               709              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16640596         13.25         1.875            0.125               756              N             No Income/Verified Asset              Purchase                  Investor
   16643394         12.75         1.875            0.125               656              N             No Income/Verified Asset              Purchase                  Investor
   16643460         12.375        1.875            0.125               672              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16643502         12.875        1.875            0.125               621              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16643505         13.125        1.875            0.125               686              N                     No Ratio                 Cash Out Refinance             Investor
   16596088         12.375        1.875            0.125               638              N                       Full                   Cash Out Refinance          Owner Occupied
   16596904         12.375        1.875            0.125               644              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16597063         12.625        1.875            0.125               646              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16601727         12.25         1.875            0.125               636              N                       Full                        Purchase               Owner Occupied
   16603700         12.75         1.875            0.125               628              N                     No Ratio                      Purchase               Owner Occupied
   16605512         12.75         1.875            0.125               704              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16611141         12.375        1.875            0.125               620              N                       Full                   Rate/Term Refinance         Owner Occupied
   16615835         12.125        1.875            0.125               665              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16628550         11.75         1.875            0.125               699              N                       Full                   Cash Out Refinance          Owner Occupied
   16649932         12.875          2              0.125               732              N                  Stated Income                    Purchase               Owner Occupied
   16590880          13.5         1.875            0.125               733              N             No Income/Verified Asset         Cash Out Refinance           Second Home
   16574767          12.5           2              0.125               675              N                  Stated Income                    Purchase               Owner Occupied
   16564845         12.999        1.875            0.125               713              N                  Stated/Stated                    Purchase               Owner Occupied
   16029606         13.25         1.875            0.125               761              N                  Stated Income                    Purchase                  Investor
   16348977         11.625        2.125            0.125               689              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16564649         13.375        1.875            0.125               647              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16232929         9.875          1.5             0.125               763              N                       Full                        Purchase                  Investor
   16564570         11.625        1.875            0.125               685              N                  Stated Income                    Purchase               Owner Occupied
   16564507          13.5         1.875            0.125               724              N                  Stated Income                    Purchase               Owner Occupied
   16468009         13.25         1.875            0.125               786              N                  Stated Income               Rate/Term Refinance            Investor
   16563193         12.75         1.875            0.125               694              N                       Full                        Purchase               Owner Occupied
   16562675          13.5         1.875            0.125               628              N                     No Ratio                      Purchase               Owner Occupied
   16562676          13.5         1.875            0.125               740              N                     No Ratio                      Purchase                  Investor
   16562698         12.625        1.875            0.125               724              N                  Stated/Stated                    Purchase                  Investor
   16562394         12.875        1.875            0.125               719              N                  Stated Income                    Purchase                  Investor
   16552123         12.125        1.875            0.125               714              N                  Stated Income                    Purchase                  Investor
   16551755         12.75         1.875            0.125               686              N                  Stated Income                    Purchase                  Investor
   16551938         13.25         1.875            0.125               660              N                     No Ratio                      Purchase               Owner Occupied
   16551623         12.75         1.875            0.125               681              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16551644         11.75         1.875            0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16551691          12.5         1.875            0.125               651              N                     No Ratio                      Purchase               Owner Occupied
   16551701          13.5         1.875            0.125               683              N                  Stated Income                    Purchase                  Investor
   16551737         12.625        1.875            0.125               693              N                     No Ratio                      Purchase               Owner Occupied
   16550067         11.75         1.875            0.125               757              N                 No Documentation                  Purchase               Owner Occupied
   16551520         14.125        1.875            0.125               716              N                     No Ratio                      Purchase                  Investor
   16389794         13.75         1.875            0.125               626              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16649924           12            2              0.125               660              N                       Full                        Purchase               Owner Occupied
   16649926         11.375          2              0.125               756              N                       Full                   Cash Out Refinance          Owner Occupied
   16649927          12.5           2              0.125               673              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649922         12.125        1.875            0.125               683              N                  Stated Income                    Purchase               Owner Occupied
   16684835         11.625          2              0.125               756              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649920         12.625        1.875            0.125               712              N                  Stated Income                    Purchase               Owner Occupied
   16649921           13          1.875            0.125               709              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16132032         12.25           2              0.125               667              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16684801         12.375          2              0.125               740              N                  Stated Income                    Purchase               Owner Occupied
   16684489           12            2              0.125               694              N                  Stated Income                    Purchase               Owner Occupied
   16684812         11.875          2              0.125               708              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649902         12.75           2              0.125               677              N                  Stated Income                    Purchase                Second Home
   16649903         11.375          2              0.125               694              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649904           12            2              0.125               776              N                       Full                   Cash Out Refinance          Owner Occupied
   16684816         11.125          2              0.125               759              N                       Full                   Cash Out Refinance           Second Home
   16649906         12.125          2              0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16649907           12            2              0.125               703              N                  Stated Income                    Purchase               Owner Occupied
   16649908         11.625          2              0.125               757              N                  Stated Income                    Purchase               Owner Occupied
   16649909         13.125        1.875            0.125               705              N                  Stated Income                    Purchase               Owner Occupied
   16649910         12.25         1.875            0.125               670              N                  Stated Income                    Purchase               Owner Occupied
   16649913         12.625        1.875            0.125               739              N                  Stated Income                    Purchase               Owner Occupied
   16649917         12.625        1.875            0.125               683              N                       Full                        Purchase               Owner Occupied
   16649919         13.625        1.875            0.125               715              N                  Stated Income                    Purchase                  Investor
   16704383         12.125          2              0.125               691              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16684474         11.75           2              0.125               702              N                  Stated Income                    Purchase               Owner Occupied
   16684477         12.125          2              0.125               715              N                  Stated Income               Cash Out Refinance             Investor
   16704348         11.25           2              0.125                0               N                       Full                        Purchase               Owner Occupied
   16684468           12            2              0.125                0               Y                       Full                        Purchase                Second Home
   16629144          11.5           2              0.125               736              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16629149         11.75           2              0.125               663              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16672415         11.25           2              0.125               760              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16629162         12.125          2              0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16672416          11.5           2              0.125               724              N                  Stated Income                    Purchase               Owner Occupied
   16672417         11.875          2              0.125               801              N                  Stated Income                    Purchase               Owner Occupied
   16672419         11.75           2              0.125               629              N                       Full                   Rate/Term Refinance         Owner Occupied
   16629169         12.375          2              0.125               725              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16672420          11.5           2              0.125               638              N                       Full                   Cash Out Refinance          Owner Occupied
   16672422           12            2              0.125               726              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16672423         11.75           2              0.125               757              N                  Stated Income               Rate/Term Refinance          Second Home
   16672424         11.25           2              0.125               692              N                       Full                        Purchase               Owner Occupied
   16672426           12            2              0.125               750              N                  Stated Income                    Purchase               Owner Occupied
   16672427         11.875          2              0.125               674              N                  Stated Income                    Purchase               Owner Occupied
   16658443         11.875          2              0.125               697              N                  Stated Income                    Purchase               Owner Occupied
   16658447         11.375          2              0.125               663              N                  Stated Income                    Purchase               Owner Occupied
   16658451         11.625          2              0.125               737              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16684292         11.375          2              0.125               704              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658455         12.25           2              0.125               735              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658463         12.75           2              0.125               680              N                       Full                   Cash Out Refinance          Owner Occupied
   16658470         12.25           2              0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16658472         12.375          2              0.125               723              N                  Stated Income                    Purchase               Owner Occupied
   16704519         12.25         1.875            0.125               730              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16658490         12.375          2              0.125               711              N                  Stated Income               Cash Out Refinance             Investor
   16684515         12.25           2              0.125               712              N                  Stated Income                    Purchase               Owner Occupied
   16684196         11.875          2              0.125               638              N                       Full                   Rate/Term Refinance         Owner Occupied
   16629134          12.5           2              0.125               742              N                  Stated Income                    Purchase               Owner Occupied
   16770409           12            2              0.125               764              N                  Stated Income                    Purchase                  Investor
   16685423           12            2              0.125               662              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16650774         12.625          2              0.125               654              N                  Stated Income                    Purchase               Owner Occupied
   16650775         12.375          2              0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16685426           12            2              0.125               670              N                  Stated Income                    Purchase               Owner Occupied
   16650776         11.75           2              0.125               732              N                  Stated Income                    Purchase               Owner Occupied
   16685427         12.375          2              0.125               629              N                  Stated Income                    Purchase               Owner Occupied
   16650777         12.25           2              0.125               748              N                  Stated Income                    Purchase                  Investor
   16650778         11.75           2              0.125               701              N                  Stated Income                    Purchase               Owner Occupied
   16789091         12.375          2              0.125               774              N                  Stated Income                    Purchase                  Investor
   16789092          11.5           2              0.125               745              N                       Full                        Purchase               Owner Occupied
   16789094          11.5           2              0.125               713              N                  Stated Income                    Purchase               Owner Occupied
   16789096           12            2              0.125               751              N                  Stated Income                    Purchase               Owner Occupied
   16789097          11.5           2              0.125               694              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16789098         11.875          2              0.125               695              N                  Stated Income                    Purchase               Owner Occupied
   16789099         11.625          2              0.125               710              N                  Stated Income                    Purchase               Owner Occupied
   16770410         12.375          2              0.125               673              N                  Stated Income                    Purchase                  Investor
   16770411         11.75           2              0.125               683              N                  Stated Income                    Purchase               Owner Occupied
   16770412          12.5           2              0.125               663              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16673341         12.25           3              0.125               708              N                       Full                   Rate/Term Refinance            Investor
   16673342         12.25           3              0.125               708              N                       Full                   Rate/Term Refinance            Investor
   16673343         12.25           3              0.125               725              N                       Full                   Rate/Term Refinance            Investor
   16770381         11.75           2              0.125               784              N                       Full                        Purchase               Owner Occupied
   16673344         12.25           3              0.125               725              N                       Full                   Rate/Term Refinance            Investor
   16770463         12.625          2              0.125               760              N                  Stated Income                    Purchase                  Investor
   16770382         12.75           2              0.125               706              N                  Stated Income                    Purchase               Owner Occupied
   16673345         12.25           3              0.125               708              N                       Full                   Rate/Term Refinance            Investor
   16770464         12.25           2              0.125               631              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16770383           12            2              0.125               753              N                  Stated Income                    Purchase                  Investor
   16673346         12.25           3              0.125               725              N                       Full                   Rate/Term Refinance            Investor
   16770465         11.625          2              0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16770384         12.125          2              0.125               663              N                  Stated Income                    Purchase               Owner Occupied
   16673347         12.25           3              0.125               725              N                       Full                   Rate/Term Refinance            Investor
   16347097         12.375          2              0.125               686              N                  Stated Income                    Purchase                Second Home
   16770466          11.5           2              0.125               726              N                       Full                        Purchase               Owner Occupied
   16770385         12.125          2              0.125               620              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16673348         12.25           3              0.125               725              N                       Full                   Rate/Term Refinance            Investor
   16770386         11.875          2              0.125               708              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16673349         12.25           3              0.125               708              N                       Full                   Rate/Term Refinance            Investor
   16770387         11.875          2              0.125               733              N                  Stated Income                    Purchase               Owner Occupied
   16770388         12.375          2              0.125               730              N                  Stated Income                    Purchase               Owner Occupied
   16770389         12.375          2              0.125               651              N                       Full                        Purchase               Owner Occupied
   16662900         11.875          2              0.125               770              N                  Stated Income                    Purchase               Owner Occupied
   16673350         12.375         2.5             0.125               714              Y                     No Ratio                      Purchase               Owner Occupied
   16662901           12            2              0.125               674              N                       Full                        Purchase               Owner Occupied
   16673351         12.25           2              0.125               763              N                     No Ratio                      Purchase               Owner Occupied
   16662902         11.625          2              0.125               736              N                       Full                        Purchase               Owner Occupied
   16770470         11.75          2.5             0.125               688              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16662903         12.25           2              0.125               736              N                  Stated Income                    Purchase                  Investor
   16673352         11.875         2.5             0.125               758              N                     No Ratio                      Purchase               Owner Occupied
   16770471         11.875          3              0.125               638              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16770390         11.625          2              0.125               717              N                  Stated Income                    Purchase               Owner Occupied
   16673353         12.375          2              0.125               647              N                     No Ratio                      Purchase               Owner Occupied
   16380637         11.875          2              0.125               710              N                  Stated Income                    Purchase               Owner Occupied
   16662904         12.25           2              0.125               675              N                  Stated Income                    Purchase                Second Home
   16770472         12.125          3              0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16770391         12.25           2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16673354         12.625          2              0.125               658              N                     No Ratio                      Purchase               Owner Occupied
   16662905         12.125          2              0.125               620              N                       Full                        Purchase               Owner Occupied
   16770473         11.875         2.5             0.125               624              N                     No Ratio                      Purchase               Owner Occupied
   16770392         11.875          2              0.125               747              N                  Stated Income                    Purchase               Owner Occupied
   16662906           12            2              0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16770474         11.875          3              0.125               638              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16770393          12.5           2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16673356           12            2              0.125               728              N                       Full                   Cash Out Refinance             Investor
   16770475         12.25           3              0.125               629              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16770394         12.625          2              0.125               763              N                  Stated Income               Cash Out Refinance             Investor
   16673357           13            2              0.125               667              N                     No Ratio                      Purchase               Owner Occupied
   16770476           12           2.5             0.125               668              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16770395         12.125          2              0.125               640              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16673358         12.625          2              0.125               798              N                       Full                   Rate/Term Refinance            Investor
   16770396         11.875          2              0.125               702              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16673359         12.125          2              0.125               638              N                     No Ratio                      Purchase               Owner Occupied
   16770479         11.875          3              0.125               656              N                     No Ratio                      Purchase               Owner Occupied
   16770398         12.75           2              0.125               722              N                  Stated Income               Cash Out Refinance             Investor
   16770399         11.875          2              0.125               746              N                  Stated Income                    Purchase               Owner Occupied
   16673360           13            2              0.125               795              N                     No Ratio                      Purchase                  Investor
   16673361           12            2              0.125               629              N                     No Ratio                      Purchase               Owner Occupied
   16770481           12           2.5             0.125               693              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16673363         12.125         2.5             0.125               688              N                     No Ratio                      Purchase               Owner Occupied
   16673364         11.875          2              0.125               666              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16770483         11.875         2.5             0.125               707              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16673365           12            2              0.125               651              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16770484         11.75           2              0.125               727              N                       Full                        Purchase               Owner Occupied
   16673366           12            2              0.125               646              N                     No Ratio                      Purchase               Owner Occupied
   16770485           12           2.5             0.125               628              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16673367         11.375          2              0.125               793              N                     No Ratio                      Purchase               Owner Occupied
   16770486         12.125         2.5             0.125               744              N                     No Ratio                      Purchase               Owner Occupied
   16673368         11.875          2              0.125               659              N                     No Ratio                      Purchase               Owner Occupied
   16770487         11.375         2.5             0.125               781              N                     No Ratio                      Purchase               Owner Occupied
   16673369         11.625         2.5             0.125               714              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16789100          12.5           2              0.125               634              N                  Stated Income                    Purchase               Owner Occupied
   16673370         11.875          2              0.125               653              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16673371          11.5           2              0.125               730              N                       Full                   Rate/Term Refinance         Owner Occupied
   16789102          12.5           2              0.125               653              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16673372         12.25           2              0.125               661              N                     No Ratio                 Cash Out Refinance           Second Home
   16789103         11.875          2              0.125               675              N                  Stated Income                    Purchase               Owner Occupied
   16789104         12.25           2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16789105           12            2              0.125               675              N                  Stated Income                    Purchase               Owner Occupied
   16789106          11.5           2              0.125               712              N                  Stated Income                    Purchase               Owner Occupied
   16789107         12.25           2              0.125               638              N                  Stated Income                    Purchase               Owner Occupied
   16789108         11.75           2              0.125               673              N                  Stated Income                    Purchase               Owner Occupied
   16789109         11.375          2              0.125               704              N                  Stated Income                    Purchase               Owner Occupied
   16717849         12.125          2              0.125               641              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16677497         12.375          2              0.125               666              N                  Stated Income                    Purchase               Owner Occupied
   16677498         12.25           2              0.125               688              N                  Stated Income                    Purchase               Owner Occupied
   16677499         13.125          2              0.125               752              N                  Stated Income                    Purchase               Owner Occupied
   16789110         11.875          2              0.125               664              N                  Stated Income                    Purchase               Owner Occupied
   16789111          11.5           2              0.125               697              N                  Stated Income                    Purchase               Owner Occupied
   16662850         12.125          2              0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16717850         12.375          2              0.125               633              N                  Stated Income                    Purchase               Owner Occupied
   16789112         11.875          2              0.125               725              N                  Stated Income                    Purchase               Owner Occupied
   16662851          11.5           2              0.125               722              N                  Stated Income                    Purchase               Owner Occupied
   16662852         11.875          2              0.125               795              N                  Stated Income                    Purchase               Owner Occupied
   16789113         11.75           2              0.125               674              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16717851         11.875          2              0.125               620              N                     No Ratio                      Purchase               Owner Occupied
   16717852          12.5           2              0.125                0               N                  Stated Income               Cash Out Refinance          Owner Occupied
   16789114         11.625          2              0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16662853         12.25           2              0.125               725              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16789115         11.625          2              0.125               661              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16717853         11.75           2              0.125               778              N                  Stated Income                    Purchase               Owner Occupied
   16662854         12.625          2              0.125               621              N                  Stated Income                    Purchase               Owner Occupied
   16717854          12.5           2              0.125               703              N                  Stated Income                    Purchase               Owner Occupied
   16789116         12.25           2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16717855         12.125          2              0.125               768              N                       Full                   Rate/Term Refinance            Investor
   16717856         12.125          2              0.125               768              N                       Full                   Rate/Term Refinance            Investor
   16662857         12.375          2              0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16789118         12.25           2              0.125               643              N                  Stated Income                    Purchase               Owner Occupied
   16717857           12            2              0.125               805              N                  Stated Income                    Purchase               Owner Occupied
   16662858         11.875          2              0.125               721              N                  Stated Income                    Purchase               Owner Occupied
   16789119         13.25           2              0.125               678              N                  Stated Income                    Purchase                  Investor
   16717858         12.25           2              0.125               633              N                  Stated Income                    Purchase               Owner Occupied
   16662859         12.125          2              0.125               770              N                  Stated Income                    Purchase                  Investor
   16717859         11.875          2              0.125               675              N                  Stated Income                    Purchase               Owner Occupied
   16662860         11.875          2              0.125               720              N                  Stated Income                    Purchase               Owner Occupied
   16650728           12            2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16717860         12.625          2              0.125               655              N                  Stated Income                    Purchase               Owner Occupied
   16662861          13.5           2              0.125               651              N                       Full                   Cash Out Refinance             Investor
   16650729         11.75           2              0.125               711              N                  Stated Income                    Purchase               Owner Occupied
   16662862         11.75           2              0.125               706              N                       Full                        Purchase               Owner Occupied
   16789123          11.5           2              0.125               752              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16662863         12.375          2              0.125               699              N                  Stated Income                    Purchase               Owner Occupied
   16662864         13.125          2              0.125               768              N                  Stated Income                    Purchase               Owner Occupied
   16789125         11.625          2              0.125               706              N                  Stated Income                    Purchase               Owner Occupied
   16662865         11.75           2              0.125               708              N                  Stated Income                    Purchase               Owner Occupied
   16662866         12.875          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16789127         11.625          2              0.125               706              N                  Stated Income                    Purchase               Owner Occupied
   16662867         12.625          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16789128         12.25           2              0.125               626              N                  Stated Income                    Purchase               Owner Occupied
   16662868         11.625          2              0.125               772              N                  Stated Income                    Purchase               Owner Occupied
   16662869         12.625          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16650730         11.75           2              0.125               741              N                  Stated Income                    Purchase               Owner Occupied
   16650732         12.25           2              0.125               659              N                       Full                        Purchase               Owner Occupied
   16608614         12.75           2              0.125               632              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16650734         12.25           2              0.125               647              N                       Full                        Purchase               Owner Occupied
   16650735         11.75           2              0.125               728              N                  Stated Income                    Purchase               Owner Occupied
   16650736          12.5           2              0.125               681              N                  Stated Income                    Purchase               Owner Occupied
   16650737         12.625          2              0.125               679              N                  Stated Income                    Purchase               Owner Occupied
   16662870         12.625          2              0.125               633              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16650738           13            2              0.125               705              N                  Stated Income                    Purchase                  Investor
   16717870         11.375         2.5             0.125               813              N                       Full                   Rate/Term Refinance         Owner Occupied
   16662871         12.25           2              0.125               690              N                  Stated Income                    Purchase               Owner Occupied
   16717871           11           2.5             0.125               620              N                       Full                        Purchase               Owner Occupied
   16662872         12.875          2              0.125               662              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16717872         11.125         2.5             0.125               719              N                       Full                        Purchase               Owner Occupied
   16662873         12.125          2              0.125               693              N                  Stated Income                    Purchase               Owner Occupied
   16662874          12.5           2              0.125               659              N                       Full                        Purchase               Owner Occupied
   16717873         11.875         2.5             0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16717874         12.125         2.5             0.125               693              N                     No Ratio                      Purchase               Owner Occupied
   16662875         12.125          2              0.125               662              N                  Stated Income                    Purchase               Owner Occupied
   16662876         12.625          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16717875         12.125         2.5             0.125               678              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16717876           12           2.5             0.125               636              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16662877           13            2              0.125               705              N                  Stated Income                    Purchase                  Investor
   16717877         13.625         3.5             0.125               739              N                     No Ratio                      Purchase                  Investor
   16662878         12.25           2              0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16717878          11.5          2.5             0.125               627              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16662879         11.625          2              0.125               775              N                       Full                        Purchase               Owner Occupied
   16717879          11.5          2.5             0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16650740         12.625          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16650742         12.625          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16650743         12.375          2              0.125               649              N                  Stated Income                    Purchase               Owner Occupied
   16650744         12.125          2              0.125               698              N                  Stated Income                    Purchase               Owner Occupied
   16650745          12.5           2              0.125               765              N                  Stated Income                    Purchase                  Investor
   16650746         12.625          2              0.125               682              N                  Stated Income                    Purchase               Owner Occupied
   16650747         12.625          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16662880         12.125          2              0.125               675              N                  Stated Income                    Purchase               Owner Occupied
   16650748          12.5           2              0.125               768              N                       Full                   Cash Out Refinance             Investor
   16650749         11.75           2              0.125               709              N                  Stated Income                    Purchase               Owner Occupied
   16717880           12           2.5             0.125               794              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16662881         12.25           2              0.125               684              N                  Stated Income                    Purchase               Owner Occupied
   16717881         12.125          3              0.125               710              N                       Full                   Rate/Term Refinance            Investor
   16662882         11.875          2              0.125               722              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16662883         12.625          2              0.125               638              N                  Stated Income                    Purchase               Owner Occupied
   16717882          11.5          2.5             0.125               713              N                       Full                        Purchase               Owner Occupied
   16717883         11.875         2.5             0.125               711              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16662884         11.75           2              0.125               711              N                  Stated Income                    Purchase               Owner Occupied
   16662885         12.375          2              0.125               757              N                  Stated Income                    Purchase                  Investor
   16717884         11.875         2.5             0.125               678              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16717885         11.875         2.5             0.125               718              N                     No Ratio                      Purchase               Owner Occupied
   16662886         12.75           2              0.125               652              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16662887          12.5           2              0.125               662              N                  Stated Income                    Purchase               Owner Occupied
   16662888         12.375          2              0.125               679              N                  Stated Income                    Purchase               Owner Occupied
   16662889          12.5           2              0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16405022         12.75           2              0.125               665              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16685400         11.75           2              0.125               675              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16650750         11.875          2              0.125               768              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16685401         12.125          2              0.125               624              N                  Stated Income                    Purchase               Owner Occupied
   16650751         11.875          2              0.125               749              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16685402          11.5           2              0.125               700              N                  Stated Income                    Purchase               Owner Occupied
   16685404         12.625          2              0.125               651              N                  Stated Income                    Purchase               Owner Occupied
   16650754         11.75           2              0.125               705              N                  Stated Income                    Purchase               Owner Occupied
   16650755         12.625          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16685406         12.25           2              0.125               639              N                  Stated Income                    Purchase               Owner Occupied
   16650756         11.625          2              0.125               746              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16685408          12.5           2              0.125               621              N                  Stated Income                    Purchase               Owner Occupied
   16662890         12.25           2              0.125               645              N                  Stated Income                    Purchase               Owner Occupied
   16650758         12.625          2              0.125               690              N                  Stated Income                    Purchase                  Investor
   16650759          11.5           2              0.125               743              N                       Full                        Purchase               Owner Occupied
   16685409          12.5           2              0.125                0               N                  Stated Income               Cash Out Refinance          Owner Occupied
   16662891          12.5           2              0.125               635              N                  Stated Income                    Purchase               Owner Occupied
   16770416         11.75           2              0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16770417         11.125          2              0.125               679              N                  Stated Income                    Purchase               Owner Occupied
   16772011         12.875        1.875            0.125               628              N                  Stated Income                    Purchase               Owner Occupied
   16731861         12.25         1.165            0.125               698              N                       Full                        Purchase               Owner Occupied
   16731935          14.5         0.955            0.125               742              N             No Income/Verified Asset              Purchase                  Investor
   16732031         13.75         1.225            0.125               741              N                       Full                        Purchase                  Investor
   16728653         12.375        1.875            0.125               670              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16729783           13          0.435            0.125               666              N                  Stated Income                    Purchase               Owner Occupied
   16731502         14.125        4.625            0.125               715              N                  Stated Income                    Purchase                  Investor
   16549441          12.5         1.875            0.125               694              N                     No Ratio                      Purchase               Owner Occupied
   16549443         11.999        1.875            0.125               693              N                     No Ratio                      Purchase               Owner Occupied
   16549488           11          1.875            0.125               760              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16549515         12.625        1.875            0.125               684              N                  Stated Income                    Purchase                  Investor
   16377946         12.875        1.875            0.125               760              N                     No Ratio                      Purchase               Owner Occupied
   16723416         12.875        1.875            0.125               689              N                       Full                   Cash Out Refinance          Owner Occupied
   16723623         13.375        1.875            0.125               652              N                     No Ratio                      Purchase               Owner Occupied
   16723670         12.875        1.875            0.125               686              N                     No Ratio                      Purchase               Owner Occupied
   16723677         13.25         1.875            0.125               758              N             No Income/Verified Asset              Purchase               Owner Occupied
   16723546         12.875        0.575            0.125               629              N                       Full                        Purchase               Owner Occupied
   16723591         12.625        1.875            0.125               663              N                       Full                        Purchase               Owner Occupied
   16723618         13.25         1.875            0.125               754              N                     No Ratio                      Purchase               Owner Occupied
   16723298         12.875        1.875            0.125               748              N                     No Ratio                      Purchase               Owner Occupied
   16721959           14          4.625            0.125               661              N                  Stated Income                    Purchase                  Investor
   16721960         13.25         1.875            0.125               646              N                     No Ratio                      Purchase               Owner Occupied
   16721873         13.45         2.375            0.125               677              N                  Stated Income                    Purchase               Owner Occupied
   16722018         12.25         1.875            0.125               683              N                  Stated Income                    Purchase               Owner Occupied
   16722062         12.875        1.875            0.125               647              N                  Stated Income                    Purchase               Owner Occupied
   16722071         13.25         1.875            0.125               691              N                     No Ratio                      Purchase               Owner Occupied
   16722081         12.875        1.875            0.125               666              N                     No Ratio                      Purchase               Owner Occupied
   16722161         12.875        1.875            0.125               657              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16718415         13.75         1.875            0.125               697              N                  Stated Income                    Purchase                  Investor
   16718448          13.5         1.875            0.125               782              N                 No Documentation                  Purchase               Owner Occupied
   16718515         13.375        1.875            0.125               700              N             No Income/Verified Asset              Purchase                  Investor
   16718754         12.25         1.875            0.125               689              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16718759         12.125        1.875            0.125               699              N                  Stated Income                    Purchase               Owner Occupied
   16718798         12.625        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16715044         13.99           2              0.125               647              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16715083           13          1.875            0.125               731              N                 No Documentation                  Purchase               Owner Occupied
   16715190         13.375        1.875            0.125               624              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16715285         13.25         1.875            0.125               638              N             No Income/Verified Asset              Purchase               Owner Occupied
   16717254         12.625        2.375            0.125               658              N                  Stated Income                    Purchase               Owner Occupied
   16718220         11.25         1.875            0.125               695              N                     No Ratio                      Purchase               Owner Occupied
   16718276         11.625        1.875            0.125               707              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16710818         12.875        1.875            0.125               722              N                     No Ratio                      Purchase               Owner Occupied
   16710827         14.125        1.875            0.125               668              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16710830         12.875        1.875            0.125               706              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16710839         14.25         1.255            0.125               702              N                 No Documentation                  Purchase                  Investor
   16710882          14.5         1.375            0.125               740              N                     No Ratio                      Purchase                  Investor
   16710924         14.75         1.055            0.125               751              N                  Stated Income                    Purchase                  Investor
   16710972         11.125        1.875            0.125               727              N                     No Ratio                      Purchase               Owner Occupied
   16711057         12.625        1.875            0.125               704              N                  Stated Income                    Purchase               Owner Occupied
   16711072          15.5         1.225            0.125               775              N                       Full                        Purchase                  Investor
   16711168         12.875        1.875            0.125               696              N                     No Ratio                      Purchase                  Investor
   16711173         12.75         1.875            0.125               628              N                  Stated Income                    Purchase               Owner Occupied
   16711238         12.75         1.875            0.125               691              N             No Income/Verified Asset              Purchase                Second Home
   16711240         12.875        1.875            0.125               740              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16711354         12.375        1.875            0.125               688              N                     No Ratio                      Purchase               Owner Occupied
   16713773         12.75         1.875            0.125               644              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16713797         12.875        1.875            0.125               685              N                 No Documentation                  Purchase               Owner Occupied
   16713907         14.125        0.835            0.125               700              N                       Full                        Purchase                  Investor
   16713990         13.25         1.875            0.125               768              N                     No Ratio                      Purchase                  Investor
   16714192          12.5         1.875            0.125               751              N             No Income/Verified Asset              Purchase               Owner Occupied
   16714726         13.125        1.145            0.125               726              N                  Stated Income                    Purchase               Owner Occupied
   16714753         11.375        1.875            0.125               813              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16710245          12.5         1.875            0.125               768              N                 No Documentation                  Purchase               Owner Occupied
   16710900          12.5         1.875            0.125               775              N             No Income/Verified Asset              Purchase               Owner Occupied
   16710105         14.375        1.875            0.125               639              N                     No Ratio                      Purchase               Owner Occupied
   16710144          14.5         0.595            0.125               692              N                     No Ratio                      Purchase                Second Home
   16709662          13.5         1.555            0.125               745              N                     No Ratio                 Cash Out Refinance             Investor
   16709710         12.625        1.875            0.125               741              N                 No Documentation                  Purchase               Owner Occupied
   16706741         11.875        1.875            0.125               654              N                  Stated Income                    Purchase               Owner Occupied
   16706811         11.625        1.875            0.125               659              N                     No Ratio                      Purchase               Owner Occupied
   16707247          13.5         1.875            0.125               722              N                  Stated/Stated                    Purchase               Owner Occupied
   16707718         11.75         1.875            0.125               728              N             No Income/Verified Asset              Purchase               Owner Occupied
   16707784         13.375        1.875            0.125               740              N                  Stated Income               Cash Out Refinance             Investor
   16707842          12.5         1.875            0.125               768              N                 No Documentation                  Purchase               Owner Occupied
   16704133         13.25         1.875            0.125               661              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16704171         13.375        1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16704229           13          1.875            0.125               621              N                  Stated Income               Cash Out Refinance             Investor
   16704277         13.375        1.005            0.125               759              N                     No Ratio                      Purchase                  Investor
   16704287         13.375        1.875            0.125               692              N                     No Ratio                 Rate/Term Refinance            Investor
   16704628         13.75         0.595            0.125               684              N                     No Ratio                      Purchase                Second Home
   16704696         12.25         1.875            0.125               806              N             No Income/Verified Asset              Purchase               Owner Occupied
   16706494         12.75         1.875            0.125               683              N                  Stated/Stated                    Purchase               Owner Occupied
   16706519         15.125        1.875            0.125               714              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16706525          12.5         1.875            0.125               740              N                     No Ratio                 Cash Out Refinance           Second Home
   16706542         12.75         1.875            0.125               760              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16706553          12.5         1.875            0.125               684              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16706610           13          1.875            0.125               695              N                       Full                   Cash Out Refinance          Owner Occupied
   16697912          13.5         1.875            0.125               676              N                  Stated Income                    Purchase               Owner Occupied
   16703985          14.5         0.975            0.125               739              N                  Stated Income                    Purchase                  Investor
   16704090          13.5         1.875            0.125               679              N                  Stated/Stated                    Purchase                  Investor
   16704110         13.125        1.235            0.125               740              N                       Full                        Purchase                Second Home
   16775765           13          1.875            0.125               688              N                     No Ratio                      Purchase               Owner Occupied
   16776347           13          1.875            0.125               681              N                 No Documentation                  Purchase               Owner Occupied
   16776450         12.125        1.875            0.125               668              N             No Income/Verified Asset         Cash Out Refinance             Investor
   16787163         13.25         1.875            0.125               767              N                  Stated Income                    Purchase                  Investor
   16549204          13.5          2.5             0.125               703              N                  Stated Income                    Purchase                Second Home
   16549206         12.875        2.375            0.125               739              N                     No Ratio                      Purchase                  Investor
   16549210          13.5         2.375            0.125               681              N                  Stated/Stated                    Purchase                Second Home
   16549211         13.25          2.5             0.125               713              N                  Stated Income                    Purchase               Owner Occupied
   16549212           13           2.5             0.125               772              N                     No Ratio                      Purchase               Owner Occupied
   16549213         14.25         2.375            0.125               644              Y                No Income/No Asset                 Purchase                  Investor
   16549215         13.875         2.5             0.125               730              N                No Income/No Asset                 Purchase                  Investor
   16549216         13.125        2.375            0.125               772              N                No Income/No Asset            Rate/Term Refinance          Second Home
   16549217         13.125         2.5             0.125               799              N                       Full                        Purchase                  Investor
   16549220          13.5          2.5             0.125               769              N                     No Ratio                      Purchase                  Investor
   16549222         13.125         2.5             0.125               704              N                  Stated Income                    Purchase               Owner Occupied
   16549223         12.625         2.5             0.125               662              N                  Stated Income                    Purchase                  Investor
   16549226           13           2.5             0.125               794              N                       Full                        Purchase                  Investor
   16549227         12.875         2.5             0.125               685              Y                       Full                        Purchase                Second Home
   16549229          12.5         2.375            0.125               702              N                     No Ratio                      Purchase                  Investor
   16549230         12.75          2.5             0.125               683              N                       Full                   Rate/Term Refinance         Owner Occupied
   16549231         12.875         2.5             0.125               752              N                  Stated/Stated                    Purchase                  Investor
   16549233         12.875         2.5             0.125               711              N                       Full                   Cash Out Refinance             Investor
   16549234         13.375        2.375            0.125               771              N                     No Ratio                 Rate/Term Refinance          Second Home
   16549235           13           2.5             0.125               688              N                       Full                        Purchase                  Investor
   16549236         12.875         2.5             0.125               703              N                     No Ratio                      Purchase               Owner Occupied
   16549237         13.75         2.375            0.125               753              N                     No Ratio                      Purchase                  Investor
   16549239         13.375         2.5             0.125               773              N                  Stated Income                    Purchase               Owner Occupied
   16549240          13.5          2.5             0.125               630              N                  Stated Income                    Purchase                Second Home
   16549241         11.75         2.375            0.125               790              N                  Stated Income                    Purchase                Second Home
   16549242          14.5          2.5             0.125               712              N                  Stated/Stated                    Purchase                  Investor
   16549243           13           2.5             0.125               744              N                  Stated Income                    Purchase               Owner Occupied
   16549244          12.5          2.5             0.125               736              N                       Full                   Rate/Term Refinance            Investor
   16549248         12.75          2.5             0.125               791              N                  Stated Income                    Purchase                Second Home
   16549252         12.75          2.5             0.125               733              N                       Full                        Purchase                Second Home
   16549253         12.75          2.5             0.125               722              N                       Full                   Rate/Term Refinance         Owner Occupied
   16549254         12.875         2.5             0.125               708              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   16549255          13.5          2.5             0.125               683              N                       Full                        Purchase                  Investor
   16549257         12.875         2.5             0.125               726              N                  Stated Income                    Purchase                Second Home
   16549258         12.625         2.5             0.125               723              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16549259          14.5          2.5             0.125               697              N                No Income/No Asset                 Purchase                  Investor
   16549260          13.5         2.375            0.125               725              N                  Stated Income                    Purchase                  Investor
   16549261         13.125        2.375            0.125               674              Y                     No Ratio                      Purchase                  Investor
   16549262         13.25          2.5             0.125               751              N                  Stated Income                    Purchase               Owner Occupied
   16549264         14.375         2.5             0.125               753              N                     No Ratio                      Purchase                  Investor
   16549265          14.5          2.5             0.125               671              N                  Stated/Stated                    Purchase                  Investor
   16549271           13           2.5             0.125               774              N                  Stated Income                    Purchase                  Investor
   16549272           12           2.5             0.125               780              N                       Full                   Rate/Term Refinance            Investor
   16549273           12           2.5             0.125               780              N                       Full                   Rate/Term Refinance            Investor
   16549274           12           2.5             0.125               780              N                       Full                   Rate/Term Refinance            Investor
   16549275           13           2.5             0.125               773              N                  Stated Income                    Purchase                  Investor
   16549276         13.25          2.5             0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16549277         13.75         2.375            0.125               773              N                     No Ratio                      Purchase                  Investor
   16549278           13           2.5             0.125               686              N                       Full                        Purchase               Owner Occupied
   16549279         13.125         2.5             0.125               804              N                  Stated Income                    Purchase                  Investor
   16549280         12.625        2.375            0.125               687              N                  Stated Income                    Purchase                Second Home
   16549281          12.5          2.5             0.125               785              N                     No Ratio                 Cash Out Refinance             Investor
   16549282         12.25         2.375            0.125               703              N                  Stated Income                    Purchase                  Investor
   16549283         13.25         2.375            0.125               767              N                  Stated Income                    Purchase                  Investor
   16549284           13           2.5             0.125               772              N                       Full                   Cash Out Refinance             Investor
   16549285           14           2.5             0.125               643              N                  Stated Income                    Purchase                  Investor
   16549286         12.875         2.5             0.125               798              N                  Stated Income                    Purchase               Owner Occupied
   16549287         12.875         2.5             0.125               726              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16549288         13.375         2.5             0.125               667              N                No Income/No Asset                 Purchase                  Investor
   16549292         13.875        2.375            0.125               660              N                No Income/No Asset                 Purchase                Second Home
   16549293          12.5         2.375            0.125               726              N                  Stated Income                    Purchase                Second Home
   16549295         12.875         2.5             0.125               725              N                       Full                        Purchase                  Investor
   16549296         13.75         2.375            0.125               698              N                     No Ratio                      Purchase                Second Home
   16549297         12.625         2.5             0.125               736              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16549298         12.875        2.375            0.125               730              N                       Full                   Cash Out Refinance             Investor
   16549300          13.5          2.5             0.125               677              N                  Stated Income                    Purchase               Owner Occupied
   16549301          12.5          2.5             0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16549303         13.875         2.5             0.125               786              N                       Full                        Purchase                  Investor
   16549304         12.875         2.5             0.125               729              N                  Stated Income                    Purchase               Owner Occupied
   16549305         14.25         2.375            0.125               689              N                  Stated Income                    Purchase                  Investor
   16549308          13.5          2.5             0.125               755              N                       Full                        Purchase                  Investor
   16549309         12.75          2.5             0.125               776              N                       Full                        Purchase               Owner Occupied
   16549310         14.25          2.5             0.125               760              N                  Stated Income               Rate/Term Refinance            Investor
   16549311         12.875         2.5             0.125               679              N                       Full                        Purchase                  Investor
   16549313         13.25         2.375            0.125               745              N                  Stated Income                    Purchase                  Investor
   16549314          13.5         2.375            0.125               752              N                  Stated/Stated                    Purchase                  Investor
   16549319          13.5         2.375            0.125               699              N                  Stated Income                    Purchase                  Investor
   16549321         14.125        2.375            0.125               639              N                  Stated/Stated                    Purchase                Second Home
   16549323          13.5         2.375            0.125               699              N                  Stated Income                    Purchase                  Investor
   16549324         13.75         2.375            0.125               776              N                  Stated/Stated                    Purchase                  Investor
   16549325         13.625        2.375            0.125               760              N                  Stated Income                    Purchase                  Investor
   16549100          12.5          2.5             0.125               773              N                  Stated Income                    Purchase                  Investor
   16549101         13.25         2.375            0.125               734              N                       Full                        Purchase                  Investor
   16549102         12.875         2.5             0.125               726              N                       Full                        Purchase                Second Home
   16549103         13.875        2.375            0.125               754              N                       Full                        Purchase                  Investor
   16549106          13.5         2.375            0.125               758              N                       Full                        Purchase                Second Home
   16549113         13.875        2.375            0.125               717              N                  Stated Income                    Purchase                  Investor
   16549114          13.5          2.5             0.125               793              N                     No Ratio                      Purchase                  Investor
   16549115         13.875        2.375            0.125               768              N                     No Ratio                      Purchase                  Investor
   16549116           13           2.5             0.125               676              N                  Stated Income                    Purchase                Second Home
   16549117         13.125        2.375            0.125               668              N                  Stated Income               Rate/Term Refinance          Second Home
   16549121         13.375         2.5             0.125               735              N                     No Ratio                      Purchase                  Investor
   16549123         12.875        2.375            0.125               722              N                       Full                   Rate/Term Refinance            Investor
   16549134          12.5          2.5             0.125               716              N                  Stated Income                    Purchase               Owner Occupied
   16549135           13          2.375            0.125               709              N                  Stated Income                    Purchase                  Investor
   16549136         13.875         2.5             0.125               676              Y                  Stated Income                    Purchase               Owner Occupied
   16549137           14           2.5             0.125               738              N                     No Ratio                      Purchase                  Investor
   16549138          13.5          2.5             0.125               699              N                       Full                        Purchase                  Investor
   16549139         13.25          2.5             0.125               768              N                  Stated Income                    Purchase                  Investor
   16549140         12.875         2.5             0.125               699              N                       Full                   Cash Out Refinance          Owner Occupied
   16549144         13.75          2.5             0.125               728              N                  Stated Income                    Purchase               Owner Occupied
   16549146         13.125         2.5             0.125               720              N                  Stated Income                    Purchase               Owner Occupied
   16549147         12.875        2.375            0.125               784              N                       Full                        Purchase                  Investor
   16549148          13.5         2.375            0.125               732              N                     No Ratio                      Purchase                  Investor
   16549149         13.875         2.5             0.125               664              N                     No Ratio                 Cash Out Refinance             Investor
   16549150         12.75          2.5             0.125               802              N                     No Ratio                      Purchase               Owner Occupied
   16549151          13.5          2.5             0.125               785              N                     No Ratio                      Purchase               Owner Occupied
   16549152         13.375         2.5             0.125               693              N                  Stated Income               Cash Out Refinance             Investor
   16549153           13           2.5             0.125               742              N                     No Ratio                      Purchase               Owner Occupied
   16549154          13.5          2.5             0.125               733              N                  Stated Income                    Purchase               Owner Occupied
   16549158         13.375         2.5             0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16549160          13.5          2.5             0.125               699              N                       Full                        Purchase               Owner Occupied
   16549163         14.375         2.5             0.125               736              N                  Stated Income                    Purchase                  Investor
   16549166         13.375         2.5             0.125               616              N                  Stated Income                    Purchase                  Investor
   16549167         14.125         2.5             0.125               682              N                No Income/No Asset            Rate/Term Refinance          Second Home
   16549168           13          2.375            0.125               735              N                  Stated Income                    Purchase                  Investor
   16549169         12.875         2.5             0.125               722              N                       Full                        Purchase               Owner Occupied
   16549177         13.125         2.5             0.125               711              N                       Full                        Purchase                  Investor
   16549178         13.875         2.5             0.125               671              N                  Stated/Stated                    Purchase                  Investor
   16549179         12.875         2.5             0.125               725              N                  Stated Income                    Purchase               Owner Occupied
   16549182         12.625         2.5             0.125               769              N                       Full                        Purchase               Owner Occupied
   16549183         13.75          2.5             0.125               644              N                No Income/No Asset                 Purchase               Owner Occupied
   16549184          13.5          2.5             0.125               755              N                       Full                        Purchase                  Investor
   16549186         12.375        2.375            0.125               725              N                       Full                        Purchase                  Investor
   16549188          13.5         2.375            0.125               787              N                  Stated Income                    Purchase                  Investor
   16549189         12.875         2.5             0.125               722              N                       Full                        Purchase               Owner Occupied
   16549190         13.375         2.5             0.125               694              N                  Stated Income               Cash Out Refinance             Investor
   16549191         12.75          2.5             0.125               672              N                  Stated Income                    Purchase               Owner Occupied
   16549192         12.75          2.5             0.125               794              N                       Full                        Purchase                  Investor
   16549193         12.75          2.5             0.125               794              N                       Full                        Purchase                  Investor
   16549194           14           2.5             0.125               717              N                       Full                        Purchase                  Investor
   16549195         12.875         2.5             0.125               722              N                  Stated Income                    Purchase               Owner Occupied
   16549197           11          2.375            0.125               735              N                       Full                   Cash Out Refinance             Investor
   16549199         13.25          2.5             0.125               727              N                  Stated/Stated                    Purchase                  Investor
   16549200         13.625         2.5             0.125               667              N                     No Ratio                 Cash Out Refinance             Investor
   16549201          13.5          2.5             0.125               757              N                  Stated Income                    Purchase               Owner Occupied
   16549203         12.625         2.5             0.125               693              N                       Full                        Purchase               Owner Occupied
   16666521         13.25         1.875            0.125               741              N                 No Documentation                  Purchase               Owner Occupied
   16671370         12.875        1.875            0.125               653              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16727981          12.5         1.875            0.125               762              N                  Stated Income                    Purchase               Owner Occupied
   16728186         12.125        1.875            0.125               775              N             No Income/Verified Asset              Purchase               Owner Occupied
   16731337         13.375        1.875            0.125               636              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16710613         14.25         0.895            0.125               647              N                  Stated Income                    Purchase                Second Home
   16713499         12.625        1.875            0.125               636              N                     No Ratio                      Purchase               Owner Occupied
   16714664          12.5         1.875            0.125               704              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16716245         12.75         1.875            0.125               663              N                     No Ratio                      Purchase               Owner Occupied
   16697279         14.125        1.205            0.125               727              N             No Income/Verified Asset              Purchase                  Investor
   16700047         14.25         0.555            0.125               668              N                     No Ratio                      Purchase               Owner Occupied
   16706330         12.875        1.875            0.125               696              N                 No Documentation                  Purchase               Owner Occupied
   16707371         13.25         1.875            0.125               632              N                  Stated Income                    Purchase               Owner Occupied
   16709234         13.625        1.875            0.125               688              N                 No Documentation                  Purchase                  Investor
   16709323          12.5         1.305            0.125               790              N                  Stated Income                    Purchase               Owner Occupied
   16691981          12.5         1.245            0.125               750              N                  Stated Income                    Purchase                Second Home
   16691825         12.125        1.875            0.125               647              N                       Full                        Purchase               Owner Occupied
   16693091         13.625        1.875            0.125               638              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16693274         12.75         1.435            0.125               773              N                  Stated Income                    Purchase                  Investor
   16695691         14.875        0.695            0.125               651              N                     No Ratio                      Purchase               Owner Occupied
   16695811         13.875        1.195            0.125               757              N             No Income/Verified Asset              Purchase                Second Home
   16695844         12.75         1.875            0.125               661              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16685302         12.625        1.165            0.125               683              N                       Full                   Rate/Term Refinance         Owner Occupied
   16683733         12.625        1.305            0.125               782              N                  Stated Income                    Purchase               Owner Occupied
   16687910         12.625        1.875            0.125               655              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16687844         12.125        1.875            0.125               620              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16687968         14.25         1.875            0.125               794              N                  Stated Income                    Purchase                  Investor
   16671400           13          1.875            0.125               711              N                  Stated Income               Cash Out Refinance             Investor
   16671404           14          1.385            0.125               736              N                  Stated Income               Cash Out Refinance           Second Home
   16676363          12.5         1.875            0.125               630              N             No Income/Verified Asset              Purchase               Owner Occupied
   16676389         14.375        1.875            0.125               693              N             No Income/Verified Asset              Purchase                Second Home
   16679040          11.5         1.875            0.125               624              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16679030         12.375        1.875            0.125               714              N                     No Ratio                      Purchase               Owner Occupied
   16679211         12.875        0.995            0.125               682              N                       Full                        Purchase               Owner Occupied
   16681010         12.375        1.875            0.125               680              N             No Income/Verified Asset              Purchase               Owner Occupied
   16681073           13          1.875            0.125               631              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16681141         11.875        1.875            0.125               769              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16681174         12.625        0.955            0.125               709              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16683767         12.625        1.875            0.125               738              N                 No Documentation                  Purchase               Owner Occupied
   16001495           13          1.875            0.125               642              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16684787         11.75           2              0.125               732              N                  Stated Income                    Purchase               Owner Occupied
   16708220         12.125          2              0.125               686              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16684797         11.75           2              0.125               665              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16684798         11.75           2              0.125               705              N                  Stated/Stated                    Purchase               Owner Occupied
   16629124         12.375          2              0.125               664              N                       Full                   Rate/Term Refinance         Owner Occupied
   16664037         11.875          2              0.125               690              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16629127         11.875          2              0.125               686              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16629128         12.125          2              0.125               758              N                  Stated Income                    Purchase               Owner Occupied
   16708332         12.25           2              0.125               699              N                  Stated Income                    Purchase                  Investor
   16546428          13.5         1.875            0.125                0               N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16546459          13.5         1.875            0.125                0               Y                 No Documentation             Cash Out Refinance           Second Home
   16546465         13.375        1.875            0.125               712              N                  Stated Income               Cash Out Refinance             Investor
   16545340          12.5         1.875            0.125               692              N                  Stated Income                    Purchase                  Investor
   16545342          12.5         1.875            0.125               692              N                  Stated Income                    Purchase                  Investor
   16544147          13.5         1.875            0.125               697              N                  Stated/Stated                    Purchase                  Investor
   16544229         12.125        1.875            0.125               718              N                     No Ratio                      Purchase               Owner Occupied
   16544235         13.625        1.875            0.125               695              N                  Stated/Stated                    Purchase                  Investor
   16545471         13.375        1.875            0.125               639              N                       Full                   Rate/Term Refinance         Owner Occupied
   16545476         13.125        1.875            0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16545994         12.875        1.875            0.125               736              N                  Stated Income                    Purchase                  Investor
   16545037         12.375        1.875            0.125               740              N                       Full                   Rate/Term Refinance         Owner Occupied
   16545056          13.5         1.875            0.125               690              N                       Full                        Purchase                  Investor
   16545063          13.5         1.875            0.125               772              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16546204         12.25         1.875            0.125               701              N                     No Ratio                      Purchase               Owner Occupied
   16544008         13.625        1.875            0.125               681              N                  Stated Income                    Purchase                  Investor
   16544014         12.625        1.875            0.125               688              N                     No Ratio                      Purchase               Owner Occupied
   16544048           13          1.875            0.125               623              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16540343           13          1.875            0.125               698              N                  Stated Income               Cash Out Refinance             Investor
   16540413           13          1.875            0.125               654              N                       Full                        Purchase               Owner Occupied
   16540851         13.125        1.875            0.125               704              N                     No Ratio                      Purchase                Second Home
   16468506         13.75         1.875            0.125               692              N                     No Ratio                      Purchase                  Investor
   16468509         12.999        1.875            0.125               642              N                     No Ratio                      Purchase               Owner Occupied
   16540173          12.5         1.875            0.125               743              N                 No Documentation                  Purchase                  Investor
   16540186         13.125        1.875            0.125               685              N             No Income/Verified Asset              Purchase               Owner Occupied
   16540221         13.625        1.875            0.125               691              N                 No Documentation                  Purchase               Owner Occupied
   16468084         14.625        1.875            0.125               739              N                     No Ratio                      Purchase                  Investor
   16468099         12.75         1.875            0.125               661              N                  Stated Income               Cash Out Refinance           Second Home
   16468348         13.375        1.875            0.125               674              N                 No Documentation             Cash Out Refinance             Investor
   16422833         13.625        1.875            0.125               727              N                  Stated Income                    Purchase                  Investor
   16422875         12.375        1.875            0.125               631              N                     No Ratio                      Purchase                  Investor
   16422694         12.625        1.875            0.125               640              N                  Stated Income                    Purchase               Owner Occupied
   16420115          13.5         1.875            0.125               708              N                     No Ratio                      Purchase                  Investor
   16420123         11.875        1.875            0.125               750              N                  Stated Income                    Purchase               Owner Occupied
   16419352         13.125        1.875            0.125               675              N                       Full                        Purchase                  Investor
   16419638         11.999        1.875            0.125               647              N                       Full                        Purchase               Owner Occupied
   16407198         13.25         1.875            0.125               776              N             No Income/Verified Asset              Purchase               Owner Occupied
   16406836         13.625        1.875            0.125               690              N                 No Documentation                  Purchase                  Investor
   16405521         13.375        1.875            0.125               653              N                 No Documentation                  Purchase               Owner Occupied
   16405554           13          1.875            0.125               680              N                     No Ratio                      Purchase               Owner Occupied
   16405601         12.625        1.875            0.125               729              N             No Income/Verified Asset              Purchase               Owner Occupied
   16404460           12          1.875            0.125               759              N                       Full                        Purchase               Owner Occupied
   16404341           13          1.875            0.125               631              N             No Income/Verified Asset              Purchase               Owner Occupied
   16402724         12.75         1.875            0.125               625              N                 No Documentation                  Purchase                Second Home
   16402818         13.125        1.875            0.125               682              N                  Stated Income                    Purchase                  Investor
   16402340         12.875        1.875            0.125                0               N                  Stated/Stated                    Purchase               Owner Occupied
   16402039         13.25         1.875            0.125               620              N                  Stated/Stated                    Purchase               Owner Occupied
   16401936         13.875        1.875            0.125               625              N                  Stated Income                    Purchase               Owner Occupied
   16713963         12.875        1.875            0.125               655              N                     No Ratio                      Purchase               Owner Occupied
   16713895         11.75         1.875            0.125               646              N                     No Ratio                      Purchase               Owner Occupied
   15985573         13.25         1.875            0.125               682              N                 No Documentation                  Purchase               Owner Occupied
   16713593         12.75         1.875            0.125               660              N                       Full                        Purchase               Owner Occupied
   16713566         14.875        0.685            0.125               701              N             No Income/Verified Asset              Purchase                  Investor
   16711204           13          1.875            0.125               706              N                  Stated Income                    Purchase                  Investor
   16344507         13.375        1.875            0.125               731              N                  Stated Income                    Purchase                  Investor
   16342525         13.25         1.875            0.125               714              N                       Full                        Purchase                Second Home
   16341970          13.5         1.875            0.125               685              N                  Stated Income                    Purchase                  Investor
   16339274          11.5         1.875            0.125               696              N                     No Ratio                      Purchase               Owner Occupied
   16339323          13.5         1.875            0.125               657              N                  Stated Income               Cash Out Refinance             Investor
   16339186         11.75         1.875            0.125               704              N                  Stated/Stated                    Purchase               Owner Occupied
   16339239         12.625        1.875            0.125               707              N             No Income/Verified Asset              Purchase                Second Home
   16329978          13.5         1.875            0.125               752              N                  Stated Income                    Purchase               Owner Occupied
   16329820         12.375        1.875            0.125               717              N                  Stated Income                    Purchase               Owner Occupied
   16329673           11          1.875            0.125               690              N                     No Ratio                      Purchase               Owner Occupied
   16323371           12          1.875            0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16306421         11.875        1.875            0.125               746              N                  Stated Income                    Purchase                  Investor
   16303796           13          1.875            0.125               790              N                     No Ratio                 Rate/Term Refinance            Investor
   16300682          12.5         1.875            0.125               688              N                     No Ratio                      Purchase                  Investor
   16300517         12.875        1.875            0.125               705              N                  Stated Income                    Purchase                  Investor
   16300473         12.75         1.875            0.125               728              N                       Full                        Purchase                  Investor
   16296595         12.875        1.875            0.125               677              N                  Stated Income                    Purchase                  Investor
   16295703         11.875        1.875            0.125               725              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16295338         11.75         1.875            0.125               698              N                       Full                   Rate/Term Refinance            Investor
   16290952         11.875        1.875            0.125               717              N                       Full                        Purchase               Owner Occupied
   16235375           12          1.875            0.125               658              N                       Full                        Purchase               Owner Occupied
   16235036          12.5         1.875            0.125               673              N                  Stated Income               Cash Out Refinance             Investor
   16233605         12.25         1.875            0.125               764              N                     No Ratio                      Purchase               Owner Occupied
   16230570         12.625        1.875            0.125               627              N             No Income/Verified Asset              Purchase               Owner Occupied
   16659250           13          1.875            0.125               702              N             No Income/Verified Asset              Purchase               Owner Occupied
   16659256         13.375        4.625            0.125               695              N                  Stated Income               Cash Out Refinance           Second Home
   16659272         13.375        1.875            0.125               720              N             No Income/Verified Asset              Purchase                  Investor
   16659274         12.875        1.875            0.125               712              N                  Stated Income                    Purchase                  Investor
   16659321         12.875        1.875            0.125               687              N                     No Ratio                      Purchase               Owner Occupied
   16659120         12.625        1.875            0.125               712              N                  Stated Income                    Purchase                Second Home
   16659131         13.125        1.875            0.125               724              N             No Income/Verified Asset              Purchase                  Investor
   16659212         12.999        1.875            0.125               653              N                 No Documentation                  Purchase               Owner Occupied
   16659221         12.25         1.875            0.125               694              N                  Stated Income                    Purchase                  Investor
   16659047         13.125        1.875            0.125               700              N                     No Ratio                      Purchase                  Investor
   16658696         12.75         1.875            0.125               648              N             No Income/Verified Asset              Purchase               Owner Occupied
   16658783          13.5         1.035            0.125               706              N             No Income/Verified Asset              Purchase               Owner Occupied
   16658889         12.75         1.875            0.125               627              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16658899           13          1.875            0.125               699              N                     No Ratio                      Purchase                  Investor
   16658919         13.875        1.875            0.125               664              N             No Income/Verified Asset              Purchase               Owner Occupied
   16658483         13.25         1.875            0.125               699              N                  Stated Income                    Purchase                  Investor
   16658497         12.625        1.325            0.125               656              N                       Full                        Purchase               Owner Occupied
   16658500         13.25         1.875            0.125               699              N                  Stated Income                    Purchase                  Investor
   16658515         13.75         1.875            0.125               694              N                     No Ratio                      Purchase                  Investor
   16658939         12.625        1.875            0.125               777              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658955         12.25         1.875            0.125               667              N                  Stated Income                    Purchase               Owner Occupied
   16658994         12.875        1.875            0.125               634              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16659007         13.125        1.875            0.125               691              N                  Stated Income                    Purchase                  Investor
   16659021         12.875        1.875            0.125               701              N                 No Documentation                  Purchase               Owner Occupied
   16659023           13          1.875            0.125               696              N                  Stated/Stated                    Purchase                  Investor
   16659024         13.125        1.875            0.125               751              N                     No Ratio                      Purchase                Second Home
   16658556         11.875        1.875            0.125               732              N                       Full                   Rate/Term Refinance         Owner Occupied
   16658565         11.75         1.875            0.125               685              N                       Full                   Cash Out Refinance          Owner Occupied
   16658569         12.875        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16658613           12          1.875            0.125               727              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16658623          12.5         1.875            0.125               647              N                  Stated/Stated                    Purchase               Owner Occupied
   16658629         12.625        1.875            0.125               677              N                     No Ratio                      Purchase               Owner Occupied
   16656849         12.25         1.875            0.125               688              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16656946           13          1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16656986         11.375        1.875            0.125               692              N                       Full                        Purchase               Owner Occupied
   16658421           13          1.875            0.125               786              N                     No Ratio                      Purchase                  Investor
   16658424         13.125        1.875            0.125               624              N                  Stated/Stated                    Purchase               Owner Occupied
   16658429         12.875        1.875            0.125               696              N                  Stated Income                    Purchase                  Investor
   16658435         12.875        1.875            0.125               660              N             No Income/Verified Asset              Purchase                Second Home
   16658477         12.625        1.875            0.125               653              N                  Stated Income                    Purchase               Owner Occupied
   16658363           12          1.875            0.125               677              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16658374         14.75         1.875            0.125               724              N                     No Ratio                      Purchase                  Investor
   16658418         11.875        1.875            0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16656632         12.75         1.875            0.125               694              N                  Stated Income                    Purchase                  Investor
   16656648         13.125        1.875            0.125               682              N                  Stated Income               Cash Out Refinance             Investor
   16656661         12.875        1.875            0.125               757              N                  Stated Income                    Purchase                  Investor
   16656737         12.875        1.875            0.125               698              N             No Income/Verified Asset              Purchase               Owner Occupied
   16656844         12.375        1.875            0.125               723              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16656540         13.75         1.875            0.125               679              N                  Stated Income               Cash Out Refinance             Investor
   16656462           12          1.875            0.125               787              N                       Full                        Purchase                Second Home
   16656504           13          1.875            0.125               740              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16656514         12.125        1.875            0.125               687              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16656531         13.75         1.875            0.125               679              N                  Stated Income               Cash Out Refinance             Investor
   16656261         13.25         1.875            0.125               654              N                  Stated Income                    Purchase               Owner Occupied
   16656292         14.125        1.875            0.125               664              N                       Full                        Purchase                  Investor
   16656311         13.125        1.875            0.125               725              N                     No Ratio                      Purchase                  Investor
   16656320          12.5         1.875            0.125               740              N                       Full                        Purchase                  Investor
   16656329         12.75         1.875            0.125               741              N                  Stated Income                    Purchase                  Investor
   16656333         13.125        1.875            0.125               638              N             No Income/Verified Asset              Purchase               Owner Occupied
   16656340         13.125        1.875            0.125               664              N                     No Ratio                 Cash Out Refinance             Investor
   16656390         13.25         1.875            0.125               684              N                     No Ratio                      Purchase                  Investor
   16656400          13.5         1.875            0.125               690              N                       Full                        Purchase                  Investor
   16651822         13.25         1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16654484         11.999        1.875            0.125               760              N                     No Ratio                      Purchase               Owner Occupied
   16653825         12.75         1.875            0.125               675              N                     No Ratio                      Purchase               Owner Occupied
   16653833         13.375        1.875            0.125               703              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16654550           12          1.875            0.125               654              N                  Stated Income               Cash Out Refinance             Investor
   16655962         12.125        1.875            0.125               638              N                  Stated/Stated                    Purchase               Owner Occupied
   16655979           15          1.005            0.125               752              N                     No Ratio                      Purchase                  Investor
   16653856         13.375        1.875            0.125               768              N                 No Documentation                  Purchase                  Investor
   16653890         12.875        1.875            0.125                0               Y                       Full                        Purchase                Second Home
   16653949         13.125        1.875            0.125               790              N             No Income/Verified Asset              Purchase                  Investor
   16653963         11.875        1.875            0.125               703              N                     No Ratio                 Rate/Term Refinance            Investor
   16654011           13          1.875            0.125               747              N                 No Documentation                  Purchase               Owner Occupied
   16654016         13.125        1.875            0.125               647              N                 No Documentation                  Purchase               Owner Occupied
   16654054         11.875        1.875            0.125               773              N                  Stated Income               Cash Out Refinance             Investor
   16654055           12          1.875            0.125               734              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16654072         13.375        1.875            0.125               701              N                     No Ratio                      Purchase                  Investor
   16654086         13.25         1.875            0.125               632              N                     No Ratio                      Purchase               Owner Occupied
   16654089         13.125        1.875            0.125               674              N                  Stated/Stated               Cash Out Refinance             Investor
   16654113          12.5         1.875            0.125               639              N                  Stated Income                    Purchase               Owner Occupied
   16654121         11.875        1.875            0.125               646              N                       Full                   Cash Out Refinance          Owner Occupied
   16654137         12.625        1.875            0.125               672              N             No Income/Verified Asset              Purchase               Owner Occupied
   16654150          13.5         1.875            0.125               634              N             No Income/Verified Asset              Purchase               Owner Occupied
   16654162           13          1.875            0.125               648              N                  Stated Income                    Purchase               Owner Occupied
   16654193         12.875        1.875            0.125               740              N                       Full                        Purchase               Owner Occupied
   16654199         11.625        1.875            0.125               693              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16654245         13.125        1.875            0.125               629              N                  Stated/Stated                    Purchase               Owner Occupied
   16654302          11.5         1.875            0.125               751              N                     No Ratio                      Purchase               Owner Occupied
   16655985           15          1.005            0.125               752              N                     No Ratio                      Purchase                  Investor
   16655989         13.875        1.875            0.125               635              N             No Income/Verified Asset              Purchase               Owner Occupied
   16655990         13.375        1.875            0.125               727              N                  Stated Income                    Purchase                  Investor
   16655999         13.875        1.875            0.125               648              N                  Stated Income                    Purchase                  Investor
   16656011           13          1.875            0.125               721              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16656022           12          1.875            0.125               715              N                  Stated/Stated                    Purchase               Owner Occupied
   16656086         13.125        1.875            0.125               680              N                     No Ratio                      Purchase                  Investor
   16656101          12.5         1.875            0.125               772              N             No Income/Verified Asset              Purchase               Owner Occupied
   16656125         14.125        1.055            0.125               785              N                  Stated Income                    Purchase                  Investor
   16656144          11.5         1.875            0.125               666              N                  Stated Income                    Purchase               Owner Occupied
   16654360         13.25         1.875            0.125               751              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16656160           13          1.875            0.125                0               Y                  Stated Income                    Purchase                Second Home
   16654401          12.5         1.875            0.125               699              N                  Stated Income                    Purchase               Owner Occupied
   16654410         12.75         1.875            0.125               729              N             No Income/Verified Asset              Purchase               Owner Occupied
   16651668         12.875        1.875            0.125               708              N                     No Ratio                      Purchase               Owner Occupied
   16651734         13.25         1.875            0.125               694              N                 No Documentation                  Purchase               Owner Occupied
   16650400         12.25         1.875            0.125               743              N                     No Ratio                      Purchase               Owner Occupied
   16651466         11.875        1.875            0.125               754              N                       Full                   Rate/Term Refinance         Owner Occupied
   16651474         12.25         1.875            0.125               682              N                     No Ratio                      Purchase               Owner Occupied
   16651487         12.125        1.875            0.125               659              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16651497         12.875        0.955            0.125               702              N                       Full                        Purchase                  Investor
   16650454         13.375        1.875            0.125               648              N             No Income/Verified Asset              Purchase               Owner Occupied
   16650491         13.125        1.875            0.125               697              N             No Income/Verified Asset              Purchase                  Investor
   16651527         11.875        1.875            0.125               744              N                  Stated Income                    Purchase               Owner Occupied
   16650532         12.625        1.875            0.125               727              N                  Stated/Stated               Cash Out Refinance             Investor
   16650577         13.375        1.875            0.125               628              N                  Stated Income                    Purchase               Owner Occupied
   16651555          13.5         4.625            0.125               636              N             No Income/Verified Asset              Purchase               Owner Occupied
   16651590         13.125        1.875            0.125               673              N                  Stated Income                    Purchase               Owner Occupied
   16651593         12.375        1.875            0.125               730              N                  Stated/Stated                    Purchase                  Investor
   16650619         13.375        1.875            0.125               725              N             No Income/Verified Asset              Purchase                  Investor
   16651125         12.375        1.875            0.125               663              N                     No Ratio                      Purchase               Owner Occupied
   16651130           14          1.875            0.125               693              N             No Income/Verified Asset              Purchase                Second Home
   16651154          12.5         1.875            0.125               691              N                     No Ratio                      Purchase               Owner Occupied
   16651183         12.75         1.875            0.125               623              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16651190         12.625        1.875            0.125               725              N                  Stated Income                    Purchase                  Investor
   16651235         11.75         1.875            0.125               716              N                  Stated/Stated                    Purchase               Owner Occupied
   16651259         13.25         1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16651261         13.25         1.875            0.125               761              N                  Stated Income                    Purchase               Owner Occupied
   16651286         13.375        1.875            0.125               632              N                     No Ratio                      Purchase               Owner Occupied
   16651307         13.25         1.875            0.125               784              N                  Stated Income                    Purchase                  Investor
   16651359         13.25         1.875            0.125               727              N                  Stated Income                    Purchase                  Investor
   16651360         12.875        1.875            0.125               623              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16651408         13.125        1.875            0.125               621              N                  Stated Income                    Purchase               Owner Occupied
   16651434         13.25         1.875            0.125               787              N                     No Ratio                      Purchase                  Investor
   16651436         12.25         1.875            0.125               680              N                  Stated Income               Cash Out Refinance             Investor
   16651452          13.5         1.875            0.125               683              N                     No Ratio                      Purchase                  Investor
   16650037         13.375        1.875            0.125               663              N                     No Ratio                      Purchase               Owner Occupied
   16650042         13.625        1.875            0.125               682              N                     No Ratio                      Purchase                  Investor
   16648650         11.999        1.875            0.125               741              N                  Stated Income                    Purchase               Owner Occupied
   16648667         12.75         1.875            0.125               690              N                 No Documentation                  Purchase               Owner Occupied
   16648689         12.875        1.875            0.125               648              N                  Stated Income                    Purchase               Owner Occupied
   16648691         13.375        1.875            0.125               686              N                  Stated Income                    Purchase                  Investor
   16648706         13.375        1.875            0.125               707              N                 No Documentation                  Purchase                  Investor
   16648714         13.25         1.875            0.125               669              N                     No Ratio                 Cash Out Refinance             Investor
   16648716         13.375        1.875            0.125               737              N                     No Ratio                      Purchase                  Investor
   16648736         13.375        1.875            0.125               707              N                 No Documentation                  Purchase                  Investor
   16650062         13.375        1.875            0.125               711              N                     No Ratio                      Purchase                  Investor
   16650087         12.875        1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16650097           13          1.875            0.125               620              N                  Stated/Stated                    Purchase               Owner Occupied
   16650106         12.875        1.875            0.125               738              N                     No Ratio                      Purchase                  Investor
   16650114         12.875        1.875            0.125               738              N                     No Ratio                      Purchase                  Investor
   16648770         12.875        1.875            0.125               650              N                  Stated/Stated                    Purchase               Owner Occupied
   16650171         13.125        1.875            0.125               758              N                  Stated Income                    Purchase                  Investor
   16648786           13          1.875            0.125               688              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16648790         13.375        1.875            0.125               626              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16648804           11          1.875            0.125               726              N                  Stated Income                    Purchase               Owner Occupied
   16650200         12.125        1.875            0.125               734              N                  Stated Income                    Purchase               Owner Occupied
   16650204         13.625        1.875            0.125               776              N                  Stated Income               Rate/Term Refinance            Investor
   16650219         13.375        1.875            0.125               690              N                  Stated Income                    Purchase                Second Home
   16650222         13.125        1.875            0.125               648              N             No Income/Verified Asset              Purchase               Owner Occupied
   16650245         13.375        1.875            0.125               715              N                  Stated Income                    Purchase                  Investor
   16650251         12.125        1.875            0.125               705              N                       Full                   Rate/Term Refinance         Owner Occupied
   16648860         12.875        1.875            0.125               707              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16648864         12.875        1.875            0.125               651              N                  Stated Income                    Purchase                  Investor
   16648868         14.25         2.375            0.125               661              N                     No Ratio                      Purchase                  Investor
   16648907         12.875        2.375            0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16648990         13.375        1.875            0.125               632              N                  Stated Income               Cash Out Refinance             Investor
   16649003         12.875        1.875            0.125               690              N                     No Ratio                      Purchase               Owner Occupied
   16649020          12.5         1.875            0.125               684              N                 No Documentation                  Purchase               Owner Occupied
   16649034         13.375        1.875            0.125               729              N                     No Ratio                      Purchase                  Investor
   16649092         13.375        1.875            0.125               729              N                     No Ratio                      Purchase                  Investor
   16650301         13.375        1.875            0.125               657              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16649137         12.875        1.875            0.125               680              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16649145          12.5         1.875            0.125               627              N                       Full                   Rate/Term Refinance         Owner Occupied
   16650314         12.125        1.875            0.125               665              N                     No Ratio                      Purchase               Owner Occupied
   16650348         10.875        1.875            0.125               682              N                 No Documentation                  Purchase               Owner Occupied
   16650354         13.375        1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16649915         12.875        1.875            0.125               638              N                     No Ratio                      Purchase               Owner Occupied
   16649928         13.375        1.085            0.125               736              N                     No Ratio                      Purchase                Second Home
   16649954         13.25         1.875            0.125               705              N                     No Ratio                      Purchase                  Investor
   16649959         13.25         1.875            0.125               705              N                     No Ratio                      Purchase                  Investor
   16649961         13.25         1.875            0.125               705              N                     No Ratio                      Purchase                  Investor
   16649971         12.875        1.875            0.125               643              N                 No Documentation                  Purchase               Owner Occupied
   16649973          13.5         1.875            0.125               634              N                  Stated Income                    Purchase               Owner Occupied
   16649976         11.875        1.875            0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16649987          12.5         1.875            0.125               676              N                 No Documentation                  Purchase               Owner Occupied
   16649993         12.625        1.875            0.125               717              N                  Stated Income                    Purchase               Owner Occupied
   16650002         12.625        1.875            0.125               744              N                 No Documentation                  Purchase               Owner Occupied
   16650004           12          1.875            0.125               669              N             No Income/Verified Asset              Purchase               Owner Occupied
   16646678         13.25         1.875            0.125               622              N                     No Ratio                      Purchase               Owner Occupied
   16646679         12.75         1.875            0.125               676              N                     No Ratio                      Purchase               Owner Occupied
   16646720          13.5         1.875            0.125               699              N                 No Documentation                  Purchase               Owner Occupied
   16648423          14.5         0.535            0.125               660              N                       Full                        Purchase                  Investor
   16648444         12.875        1.875            0.125               697              N                  Stated Income               Cash Out Refinance             Investor
   16648460         12.875        1.875            0.125               774              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16648467         12.625        1.875            0.125               696              N                       Full                        Purchase                  Investor
   16648502         13.25         1.875            0.125               765              N                  Stated Income                    Purchase                  Investor
   16648354         13.25         1.875            0.125               695              N                       Full                        Purchase               Owner Occupied
   16648366         12.625        1.875            0.125               680              N                       Full                        Purchase               Owner Occupied
   16648508         13.75         1.445            0.125               727              N                 No Documentation                  Purchase               Owner Occupied
   16648386          12.5         1.875            0.125               717              N                     No Ratio                      Purchase               Owner Occupied
   16648389           13          1.875            0.125               686              N                     No Ratio                      Purchase               Owner Occupied
   16648397          12.5         1.875            0.125               707              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16648400         13.75         2.375            0.125               817              N                 No Documentation                  Purchase                Second Home
   16648544          12.5         1.875            0.125               803              N                     No Ratio                      Purchase                  Investor
   16648569         12.75         1.265            0.125               688              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16646640         13.875        1.875            0.125               718              N                  Stated Income                    Purchase                  Investor
   16646641           13          1.875            0.125               678              N                 No Documentation                  Purchase               Owner Occupied
   16646632         12.875        1.875            0.125               652              N                     No Ratio                      Purchase               Owner Occupied
   16646384         13.625        1.875            0.125               764              N                     No Ratio                      Purchase                  Investor
   16646396         14.375        0.555            0.125               666              N             No Income/Verified Asset              Purchase               Owner Occupied
   16646405         13.75         0.925            0.125               665              N                No Income/No Asset                 Purchase                  Investor
   16646412         13.25         1.875            0.125               648              N                  Stated Income                    Purchase                  Investor
   16646449         13.25         1.875            0.125               709              N                     No Ratio                      Purchase                  Investor
   16646474         13.25         1.875            0.125               728              N                     No Ratio                      Purchase                  Investor
   16646485         13.25         1.875            0.125               728              N                     No Ratio                      Purchase                  Investor
   16646555         13.25         1.875            0.125               717              N                  Stated Income                    Purchase                  Investor
   16646581         13.75         1.875            0.125               685              N             No Income/Verified Asset              Purchase                  Investor
   16646586         12.875        1.875            0.125               630              N                     No Ratio                      Purchase               Owner Occupied
   16646591         13.75         1.875            0.125               630              N                     No Ratio                      Purchase               Owner Occupied
   16646596           13          1.875            0.125               644              N                  Stated Income                    Purchase               Owner Occupied
   16646599         13.625        1.875            0.125               685              N                  Stated Income                    Purchase                  Investor
   16646603           13          1.875            0.125               739              N                     No Ratio                      Purchase               Owner Occupied
   16646608         12.875        1.875            0.125               678              N                     No Ratio                      Purchase               Owner Occupied
   16644167         13.375        1.875            0.125               713              N                  Stated Income                    Purchase                  Investor
   16645959         12.625        1.875            0.125               700              N                  Stated/Stated                    Purchase               Owner Occupied
   16645981         12.25         1.875            0.125               661              N                       Full                        Purchase               Owner Occupied
   16646288           13          1.875            0.125               787              N                  Stated Income                    Purchase                  Investor
   16646010         13.375        1.875            0.125               773              N                  Stated Income                    Purchase                  Investor
   16646031         13.75         1.875            0.125               661              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16646067          13.5         1.875            0.125               764              N                 No Documentation                  Purchase                  Investor
   16646070         13.25         1.875            0.125               704              N                  Stated Income                    Purchase                  Investor
   16646074         13.25         1.875            0.125               678              N                  Stated Income                    Purchase                  Investor
   16646101         13.25         1.875            0.125               729              N                       Full                        Purchase                  Investor
   16646130           11          1.875            0.125               707              N                  Stated Income                    Purchase               Owner Occupied
   16646156         13.125        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16646183           13          1.875            0.125               711              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16646212         12.125        1.875            0.125               743              N                       Full                        Purchase               Owner Occupied
   16646213         11.875        1.875            0.125               760              N                       Full                   Cash Out Refinance          Owner Occupied
   16646220         13.375        1.875            0.125               768              N                     No Ratio                 Rate/Term Refinance            Investor
   16646240           12          1.875            0.125               682              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16646257         13.375        1.875            0.125               698              N                  Stated Income                    Purchase                  Investor
   16644046         12.75         1.875            0.125               701              N                     No Ratio                      Purchase                  Investor
   16644076         13.375        1.875            0.125               736              N                     No Ratio                      Purchase                  Investor
   16644081         13.375        1.875            0.125               645              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16644091           13          1.875            0.125               663              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16644020         13.375        1.875            0.125               705              N                  Stated Income                    Purchase                  Investor
   16644030           13          1.225            0.125               741              N                       Full                        Purchase                  Investor
   16643804         12.875        1.875            0.125               664              N                 No Documentation                  Purchase               Owner Occupied
   16643860         13.375        1.875            0.125               695              N                  Stated Income                    Purchase                  Investor
   16643872         13.375        1.875            0.125               706              N                 No Documentation                  Purchase                  Investor
   16643526         13.875        2.375            0.125               741              N                     No Ratio                      Purchase                  Investor
   16643530          12.5         1.875            0.125               776              N                       Full                        Purchase               Owner Occupied
   16643532           13          1.875            0.125               681              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16643875         13.625        0.455            0.125               650              N                     No Ratio                      Purchase               Owner Occupied
   16643900         12.25         1.875            0.125               678              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16643934         12.625        1.875            0.125               782              N                     No Ratio                      Purchase               Owner Occupied
   16643556         12.75         1.875            0.125               746              N                  Stated Income                    Purchase               Owner Occupied
   16643727         12.875        1.875            0.125               650              N                  Stated Income                    Purchase               Owner Occupied
   16643738         12.875        1.875            0.125               698              N                  Stated Income                    Purchase                  Investor
   16643743         14.125        1.875            0.125                0               N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16643750          13.5         1.875            0.125               687              N                     No Ratio                      Purchase                  Investor
   16643751         13.125        1.875            0.125               704              N             No Income/Verified Asset         Rate/Term Refinance            Investor
   16643774         12.875        1.875            0.125               775              N                     No Ratio                 Rate/Term Refinance            Investor
   16638929         12.625        1.875            0.125               723              N                  Stated Income                    Purchase                  Investor
   16638932         12.25          5.05            0.125               683              N                 No Documentation                  Purchase               Owner Occupied
   16638947         12.75         1.875            0.125               760              N                  Stated Income                    Purchase                  Investor
   16638952         13.375        1.875            0.125               667              N                     No Ratio                 Cash Out Refinance             Investor
   16641073         12.75         1.875            0.125               782              N                  Stated Income                    Purchase                Second Home
   16641086         12.625        1.875            0.125               711              N                  Stated Income                    Purchase                Second Home
   16641089         13.375        1.875            0.125               690              N             No Income/Verified Asset              Purchase               Owner Occupied
   16638970         13.125        1.875            0.125               751              N                     No Ratio                 Cash Out Refinance             Investor
   16638979         11.625        1.875            0.125               727              N                       Full                   Rate/Term Refinance         Owner Occupied
   16640685         12.625        1.875            0.125               745              N                  Stated Income                    Purchase               Owner Occupied
   16640692         13.875        1.875            0.125               709              N                     No Ratio                      Purchase                  Investor
   16640722         12.875        1.875            0.125               642              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16641117         12.125        1.875            0.125               697              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16641123         12.875        1.875            0.125               626              N                  Stated/Stated               Cash Out Refinance             Investor
   16640726         13.375        1.875            0.125               741              N                 No Documentation             Rate/Term Refinance            Investor
   16640756         11.75         1.875            0.125               669              N                     No Ratio                      Purchase               Owner Occupied
   16640819         13.375        1.875            0.125               687              N                     No Ratio                      Purchase                  Investor
   16640835         11.25         1.875            0.125               795              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16640840         11.875        1.875            0.125               633              N                  Stated Income                    Purchase               Owner Occupied
   16640849          12.5         1.875            0.125               720              N                       Full                   Rate/Term Refinance         Owner Occupied
   16640873         11.625        1.875            0.125               709              N                     No Ratio                      Purchase               Owner Occupied
   16641195         12.75         1.875            0.125               658              N                  Stated Income                    Purchase               Owner Occupied
   16641201         12.375        1.875            0.125               759              N                  Stated Income                    Purchase               Owner Occupied
   16641203         12.625        1.875            0.125               630              N                       Full                        Purchase               Owner Occupied
   16641208         13.375        1.875            0.125               703              N             No Income/Verified Asset              Purchase                  Investor
   16640917         12.875        1.875            0.125               695              N                       Full                        Purchase               Owner Occupied
   16640927           12          1.875            0.125               758              N                  Stated Income                    Purchase               Owner Occupied
   16640929         13.625        1.875            0.125               788              N                       Full                        Purchase                  Investor
   16641254         12.875        1.875            0.125               653              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16640937         13.75         1.875            0.125               768              N                  Stated Income                    Purchase                  Investor
   16640975         12.625        1.875            0.125               751              N             No Income/Verified Asset              Purchase                  Investor
   16641020          12.5         1.875            0.125               667              N             No Income/Verified Asset              Purchase               Owner Occupied
   16638515         11.875        1.875            0.125               629              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16634457          12.5         1.875            0.125               647              N                  Stated/Stated               Cash Out Refinance             Investor
   16634501         12.625        1.875            0.125               639              N             No Income/Verified Asset              Purchase               Owner Occupied
   16634510         13.25         1.875            0.125               702              N                  Stated Income                    Purchase                  Investor
   16634534           13          1.875            0.125                0               N                  Stated/Stated                    Purchase               Owner Occupied
   16634544         12.75         1.875            0.125               703              N                 No Documentation                  Purchase               Owner Occupied
   16634610         11.75         1.875            0.125               660              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16634628         13.375        1.875            0.125               704              N             No Income/Verified Asset              Purchase                  Investor
   16634652          13.5         1.875            0.125               774              N                  Stated Income                    Purchase                Second Home
   16638550          12.5         1.875            0.125               631              N                  Stated Income                    Purchase               Owner Occupied
   16638576         13.125        1.875            0.125               726              N                     No Ratio                      Purchase                  Investor
   16634722         13.75         1.875            0.125               706              N                     No Ratio                      Purchase                  Investor
   16638592         12.75         1.875            0.125               704              N                     No Ratio                      Purchase                  Investor
   16638633         12.75         1.875            0.125               711              N                  Stated Income                    Purchase                  Investor
   16638668         11.75         2.375            0.125               742              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16638669         10.875        1.875            0.125               666              N                     No Ratio                      Purchase               Owner Occupied
   16638675           13          1.875            0.125               700              N                     No Ratio                      Purchase               Owner Occupied
   16638686         11.875        1.875            0.125               702              N             No Income/Verified Asset              Purchase               Owner Occupied
   16634761         13.375        1.875            0.125               698              N                  Stated Income                    Purchase                  Investor
   16634769         13.25         1.875            0.125               620              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16634776         13.375        1.875            0.125               724              N             No Income/Verified Asset              Purchase                  Investor
   16634782         13.375        1.875            0.125               629              N             No Income/Verified Asset              Purchase               Owner Occupied
   16634800         13.375        1.875            0.125               634              N                  Stated/Stated               Cash Out Refinance             Investor
   16638709         13.375        1.875            0.125               681              N                No Income/No Asset                 Purchase                  Investor
   16638180         13.375        1.875            0.125               755              N                     No Ratio                      Purchase                  Investor
   16638221         12.75         1.875            0.125               694              N                     No Ratio                      Purchase               Owner Occupied
   16638251          11.5         1.875            0.125               690              N                  Stated Income                    Purchase               Owner Occupied
   16638310         13.375        1.875            0.125               620              N                     No Ratio                 Cash Out Refinance             Investor
   16638311         12.875        1.875            0.125               754              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16638319         13.825        1.875            0.125               688              N             No Income/Verified Asset         Rate/Term Refinance         Owner Occupied
   16638359           13          1.875            0.125               682              N                     No Ratio                 Cash Out Refinance             Investor
   16638369         11.75         1.875            0.125               732              N                     No Ratio                      Purchase               Owner Occupied
   16638407         12.875        1.875            0.125               707              N                  Stated/Stated                    Purchase                  Investor
   16638422          13.5         1.875            0.125               664              N             No Income/Verified Asset              Purchase               Owner Occupied
   16638436         13.875        1.875            0.125               738              N                  Stated Income                    Purchase                  Investor
   16638481         13.375        1.875            0.125               764              N             No Income/Verified Asset              Purchase                  Investor
   16638482         13.375        1.875            0.125               711              N                 No Documentation                  Purchase                  Investor
   16638793         12.375        1.875            0.125               721              N                  Stated Income                    Purchase                  Investor
   16638852         12.75         1.875            0.125               715              N                 No Documentation                  Purchase               Owner Occupied
   16629011         12.75         1.875            0.125               691              N                     No Ratio                      Purchase               Owner Occupied
   16629015         11.75         1.875            0.125               651              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16629097         13.375        1.875            0.125               777              N                     No Ratio                 Cash Out Refinance             Investor
   16629103          12.5         1.875            0.125               699              N                     Limited                  Cash Out Refinance             Investor
   16629106         14.375        1.875            0.125               689              N                  Stated/Stated                    Purchase               Owner Occupied
   16629115           13          1.875            0.125               645              N                  Stated/Stated                    Purchase               Owner Occupied
   16629129         13.875        1.875            0.125               685              N                  Stated Income                    Purchase                Second Home
   16629145          11.5         1.875            0.125               655              N                       Full                   Rate/Term Refinance         Owner Occupied
   16632638         13.125        1.875            0.125               668              N                  Stated Income                    Purchase               Owner Occupied
   16632643         12.375        1.875            0.125               711              N                     No Ratio                      Purchase                  Investor
   16629202           14          1.875            0.125               710              N                  Stated Income               Cash Out Refinance             Investor
   16632718         13.375        1.875            0.125               734              N                  Stated Income               Cash Out Refinance             Investor
   16629223         13.375        1.875            0.125               729              N                  Stated Income                    Purchase                  Investor
   16629236          12.5         1.875            0.125               634              N                     No Ratio                      Purchase               Owner Occupied
   16629237          12.5         1.875            0.125               735              N                       Full                        Purchase                  Investor
   16629245         12.75         1.875            0.125               621              N                  Stated Income                    Purchase               Owner Occupied
   16632833         11.75         1.875            0.125               794              N                       Full                   Cash Out Refinance             Investor
   16632860         12.375        1.875            0.125               773              N                     No Ratio                      Purchase                  Investor
   16632867          12.5         1.875            0.125               745              N                       Full                        Purchase               Owner Occupied
   16632869          12.5         1.875            0.125               767              N                  Stated Income                    Purchase               Owner Occupied
   16632882         13.375        1.875            0.125               648              N             No Income/Verified Asset              Purchase               Owner Occupied
   16632888         12.75         1.875            0.125               720              N                       Full                        Purchase               Owner Occupied
   16632990         12.875        1.875            0.125               620              N                 No Documentation                  Purchase                Second Home
   16632992         12.25         1.875            0.125               671              N                       Full                   Cash Out Refinance          Owner Occupied
   16633003         13.375        1.875            0.125               780              N                  Stated/Stated                    Purchase                  Investor
   16629311         11.875        1.875            0.125               640              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16632253          12.5         1.875            0.125               704              N                  Stated Income               Cash Out Refinance             Investor
   16632255         13.375        1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16632263         12.625        1.875            0.125               673              N                     No Ratio                      Purchase               Owner Occupied
   16632281         12.75         1.875            0.125               715              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16633013         12.625        2.375            0.125               725              N                       Full                   Cash Out Refinance          Owner Occupied
   16633014         12.375        0.775            0.125               695              N                       Full                   Cash Out Refinance          Owner Occupied
   16633020          12.5         1.875            0.125               698              N             No Income/Verified Asset              Purchase               Owner Occupied
   16632321          11.5         1.875            0.125               768              N                     No Ratio                      Purchase               Owner Occupied
   16632341         13.375        1.875            0.125               698              N             No Income/Verified Asset              Purchase               Owner Occupied
   16633080         13.375        1.875            0.125               702              N                  Stated Income                    Purchase                  Investor
   16633088         13.375        1.875            0.125               793              N                  Stated Income                    Purchase                  Investor
   16633105         12.75         1.875            0.125               793              N                     No Ratio                      Purchase               Owner Occupied
   16633120         13.375        1.875            0.125               646              N             No Income/Verified Asset              Purchase               Owner Occupied
   16633161           13          1.875            0.125               624              N                  Stated/Stated                    Purchase               Owner Occupied
   16634201          13.5         1.875            0.125               713              N                       Full                   Cash Out Refinance             Investor
   16632366          13.5         1.875            0.125               666              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16634215          13.5         1.875            0.125               713              N                       Full                   Cash Out Refinance             Investor
   16634236           13          1.875            0.125               690              N                     No Ratio                 Cash Out Refinance             Investor
   16632398         12.875        1.875            0.125               694              N                       Full                        Purchase                  Investor
   16632404         12.875        1.875            0.125               698              N             No Income/Verified Asset              Purchase               Owner Occupied
   16632422         13.375        1.875            0.125               670              N                     No Ratio                      Purchase               Owner Occupied
   16632423           12            2              0.125               627              N                       Full                   Rate/Term Refinance         Owner Occupied
   16632429         13.25         1.875            0.125               755              N             No Income/Verified Asset              Purchase                  Investor
   16632432         13.25         1.875            0.125               676              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16632441         12.25         1.875            0.125               653              N                     No Ratio                      Purchase               Owner Occupied
   16632453         13.25         1.875            0.125               662              N                     No Ratio                      Purchase               Owner Occupied
   16632458         13.375        1.875            0.125               755              N                  Stated/Stated                    Purchase                  Investor
   16634265         13.375        1.875            0.125                0               Y                       Full                        Purchase                Second Home
   16634298         12.125        1.875            0.125               718              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16634302         13.125        1.875            0.125               654              N                     No Ratio                      Purchase               Owner Occupied
   16634335          12.5         1.875            0.125               801              N                     No Ratio                      Purchase               Owner Occupied
   16634340         12.625        1.875            0.125               737              N                       Full                        Purchase               Owner Occupied
   16632501         11.875        1.875            0.125               705              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16632516         13.25         1.875            0.125               722              N                  Stated Income                    Purchase                  Investor
   16632522         12.875        1.875            0.125               720              N                     No Ratio                      Purchase                  Investor
   16632539         13.875        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16632590         12.75         1.875            0.125               696              N                  Stated Income                    Purchase                  Investor
   16632615         13.375        1.875            0.125               683              N                  Stated Income                    Purchase               Owner Occupied
   16634348         12.375        2.375            0.125               786              N                 No Documentation                  Purchase               Owner Occupied
   16634373         13.875        1.875            0.125               801              N                  Stated Income                    Purchase                  Investor
   16616547         13.375        1.875            0.125               803              N                  Stated Income                    Purchase                  Investor
   16616566         13.125        1.875            0.125               641              N                  Stated/Stated                    Purchase               Owner Occupied
   16616628         12.375        1.875            0.125               666              N                  Stated Income                    Purchase                  Investor
   16628691         13.125        1.875            0.125               680              N                     No Ratio                      Purchase                  Investor
   16628735         12.875        1.875            0.125               678              N                  Stated Income                    Purchase               Owner Occupied
   16628881         13.125        1.875            0.125               687              N                  Stated Income                    Purchase                  Investor
   16628914         13.25         1.875            0.125               666              N                     No Ratio                      Purchase                  Investor
   16628934         13.375        1.875            0.125               660              N                     No Ratio                      Purchase                  Investor
   16628956         13.375        1.875            0.125               661              N                     No Ratio                      Purchase                  Investor
   16628765          12.5         1.875            0.125               650              N                  Stated Income                    Purchase               Owner Occupied
   16628799         12.375        1.875            0.125               717              N                     No Ratio                      Purchase               Owner Occupied
   16628827         13.125        1.875            0.125               669              N                     No Ratio                      Purchase               Owner Occupied
   16628859          12.5         1.875            0.125               710              N             No Income/Verified Asset              Purchase                Second Home
   16628973         13.375        1.875            0.125               769              N                     No Ratio                      Purchase               Owner Occupied
   16628984         13.375        1.875            0.125               760              N                  Stated Income                    Purchase                  Investor
   16628992         12.75         1.875            0.125               661              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16629008         12.375        1.875            0.125               628              N                     No Ratio                      Purchase               Owner Occupied
   16616450         13.375        1.875            0.125               668              N                     No Ratio                      Purchase               Owner Occupied
   16616465         13.375        1.875            0.125               687              N                 No Documentation                  Purchase               Owner Occupied
   16616514         13.875        1.875            0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16616524         12.999        1.875            0.125               652              N                     No Ratio                      Purchase               Owner Occupied
   16616540         13.125        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16616472           13          1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16616483          12.5         1.875            0.125               704              N                  Stated Income                    Purchase                  Investor
   16616210         13.375        1.875            0.125               730              N                  Stated/Stated                    Purchase                  Investor
   16616245         13.375        1.875            0.125               733              N                  Stated/Stated                    Purchase                  Investor
   16616291          12.5         1.875            0.125               702              N                  Stated Income                    Purchase                Second Home
   16616299         13.375        1.875            0.125               769              N                     No Ratio                      Purchase                  Investor
   16616327           12          1.875            0.125               685              N                     No Ratio                      Purchase               Owner Occupied
   16616353         11.625        1.875            0.125               730              N                  Stated Income                    Purchase               Owner Occupied
   16615952         13.25         1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16615979         12.875        1.875            0.125               767              N                  Stated Income                    Purchase                  Investor
   16615987         13.375        1.875            0.125               658              N                  Stated Income               Cash Out Refinance             Investor
   16612776         12.875        1.875            0.125               621              N                  Stated Income                    Purchase               Owner Occupied
   16612781         12.875        1.875            0.125               680              N                  Stated/Stated                    Purchase               Owner Occupied
   16612802         11.875        1.875            0.125               661              N                  Stated Income                    Purchase               Owner Occupied
   16612905         12.75         1.875            0.125               676              N                  Stated Income                    Purchase               Owner Occupied
   16612922          13.5         1.875            0.125               713              N                  Stated Income                    Purchase                  Investor
   16612939         12.875        1.875            0.125               745              N             No Income/Verified Asset         Cash Out Refinance             Investor
   16612959         13.125        1.875            0.125               789              N                  Stated Income                    Purchase                  Investor
   16616012           13          1.875            0.125               784              N                       Full                        Purchase                  Investor
   16616048         11.875        1.875            0.125               666              N                       Full                        Purchase               Owner Occupied
   16616064         13.375        1.875            0.125               623              N             No Income/Verified Asset              Purchase               Owner Occupied
   16616072         12.875        1.875            0.125               636              N                 No Documentation                  Purchase               Owner Occupied
   16616083          12.5         1.875            0.125               668              N                  Stated Income                    Purchase               Owner Occupied
   16616088         12.25         1.875            0.125               683              N                       Full                   Rate/Term Refinance         Owner Occupied
   16612970         13.375        1.875            0.125               733              N                  Stated/Stated                    Purchase                  Investor
   16612973         13.125        1.875            0.125               650              N                       Full                        Purchase               Owner Occupied
   16612991         13.125        1.875            0.125               800              N             No Income/Verified Asset              Purchase                  Investor
   16613000         12.75         1.875            0.125               682              N             No Income/Verified Asset              Purchase               Owner Occupied
   16613019          13.5         1.875            0.125               671              N             No Income/Verified Asset              Purchase               Owner Occupied
   16613020         13.25         1.875            0.125               660              N                     No Ratio                      Purchase                  Investor
   16613037         11.625        1.875            0.125               710              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16613098         12.875        1.875            0.125               648              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16613113         13.375        1.875            0.125               739              N                  Stated Income                    Purchase                  Investor
   16616109           13          1.875            0.125               622              N                 No Documentation                  Purchase                  Investor
   16616146         13.375        1.875            0.125               641              N                     No Ratio                      Purchase               Owner Occupied
   16613142         11.875        1.875            0.125               683              N                 No Documentation                  Purchase               Owner Occupied
   16613146         13.375        1.875            0.125               697              N                  Stated Income                    Purchase                  Investor
   16613165         12.25         1.875            0.125               718              N                     No Ratio                      Purchase               Owner Occupied
   16613173         11.875        1.875            0.125               701              N                       Full                        Purchase               Owner Occupied
   16613177          12.5         1.875            0.125               698              N                     No Ratio                 Cash Out Refinance             Investor
   16616176          13.5         1.875            0.125               688              N             No Income/Verified Asset              Purchase                  Investor
   16616183         12.25         2.375            0.125               746              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16613181         13.375        1.875            0.125               718              N                  Stated Income                    Purchase                Second Home
   16613247         13.375        1.875            0.125               712              N             No Income/Verified Asset              Purchase                  Investor
   16613250         13.375        1.875            0.125               681              N             No Income/Verified Asset              Purchase                  Investor
   16613274         13.375        1.875            0.125               622              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16612667         12.875        1.875            0.125               621              N                       Full                   Cash Out Refinance          Owner Occupied
   16612678         13.25         1.875            0.125               760              N                 No Documentation                  Purchase               Owner Occupied
   16612686         12.875        1.875            0.125               671              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16612705           13          1.875            0.125               688              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16611292         12.75         1.875            0.125               723              N                     No Ratio                      Purchase                  Investor
   16611654          13.5         1.875            0.125               710              N             No Income/Verified Asset              Purchase                  Investor
   16611688         13.375        1.875            0.125               714              N                  Stated Income                    Purchase                  Investor
   16611328         12.75         1.875            0.125               757              N                 No Documentation             Cash Out Refinance             Investor
   16611331         12.75         1.875            0.125               690              N                  Stated/Stated                    Purchase                  Investor
   16611339         12.375        1.875            0.125               674              N             No Income/Verified Asset              Purchase               Owner Occupied
   16611350         12.625        1.875            0.125               743              N             No Income/Verified Asset              Purchase               Owner Occupied
   16611379          13.5         1.875            0.125               735              N                  Stated Income                    Purchase                  Investor
   16611438           13          1.875            0.125               647              N                     No Ratio                      Purchase               Owner Occupied
   16611489         11.875        1.875            0.125               722              N                  Stated Income                    Purchase                  Investor
   16611721          11.5         1.875            0.125               622              N                     No Ratio                      Purchase               Owner Occupied
   16611507         12.875        1.875            0.125               646              N                     No Ratio                      Purchase               Owner Occupied
   16611618         12.625        1.875            0.125               712              N                  Stated Income                    Purchase                  Investor
   16611785         13.125        1.875            0.125               718              N                 No Documentation                  Purchase               Owner Occupied
   16611804         13.125        1.875            0.125               695              N                  Stated Income                    Purchase                  Investor
   16611849         13.375        1.875            0.125               651              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16611862         12.625        1.875            0.125               672              N                     No Ratio                      Purchase               Owner Occupied
   16611863         12.375        1.875            0.125               764              N                       Full                        Purchase               Owner Occupied
   16612617         12.875        1.875            0.125               661              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16612623         12.75         1.875            0.125               779              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16609919         12.75         1.875            0.125               678              N                  Stated Income                    Purchase                  Investor
   16610012         13.125        1.875            0.125                0               N                       Full                        Purchase               Owner Occupied
   16610019         12.75         1.875            0.125               685              N             No Income/Verified Asset         Rate/Term Refinance         Owner Occupied
   16610040         12.25         1.875            0.125               703              N                     No Ratio                      Purchase                Second Home
   16610072          13.5         1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16610081         13.375        1.875            0.125               686              N                  Stated/Stated                    Purchase               Owner Occupied
   16610103         13.375        1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16610135         12.875        1.875            0.125               650              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16610141         13.375        1.875            0.125               705              N                  Stated/Stated                    Purchase                  Investor
   16610182         12.625        1.875            0.125               751              N                     No Ratio                      Purchase               Owner Occupied
   16610222         12.375        1.875            0.125               691              N                       Full                        Purchase               Owner Occupied
   16611235         11.875        1.875            0.125               761              N                     No Ratio                      Purchase               Owner Occupied
   16611279         13.375        1.875            0.125               661              N                  Stated/Stated                    Purchase               Owner Occupied
   16610308         13.75         1.875            0.125               680              N                  Stated Income                    Purchase                  Investor
   16610309         13.75         1.875            0.125               735              N                     No Ratio                      Purchase                  Investor
   16611189         11.875        1.875            0.125               756              N                     No Ratio                      Purchase               Owner Occupied
   16611210         13.25         1.875            0.125               666              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16611211         12.625        1.875            0.125               700              N                     No Ratio                      Purchase                  Investor
   16609828         11.625        1.875            0.125               676              N                  Stated Income                    Purchase               Owner Occupied
   16609856         12.25         1.875            0.125               673              N             No Income/Verified Asset              Purchase               Owner Occupied
   16609883         12.625        1.875            0.125               679              N             No Income/Verified Asset              Purchase               Owner Occupied
   16609902          12.5         1.875            0.125               731              N                  Stated/Stated                    Purchase                  Investor
   16609712          12.5         1.875            0.125               663              N                  Stated Income                    Purchase                Second Home
   16609731         12.875        1.875            0.125               696              N                     No Ratio                      Purchase               Owner Occupied
   16383093         12.75         1.875            0.125               692              N             No Income/Verified Asset              Purchase               Owner Occupied
   16382794          13.5         1.875            0.125               623              N                       Full                        Purchase                  Investor
   16382842          13.5         1.875            0.125               735              N                 No Documentation                  Purchase               Owner Occupied
   16378153         12.75         1.875            0.125               753              N                  Stated Income                    Purchase               Owner Occupied
   16377248         13.875        1.875            0.125               764              N                  Stated Income                    Purchase                  Investor
   16376920         12.75         1.875            0.125               683              N                  Stated Income                    Purchase               Owner Occupied
   16376928         13.125        1.875            0.125               660              N                     No Ratio                 Cash Out Refinance             Investor
   16658596         11.75           2              0.125               697              N                  Stated Income                    Purchase               Owner Occupied
   16658599         11.875          2              0.125               752              N                  Stated Income                    Purchase               Owner Occupied
   16658580         11.375          2              0.125               677              N                       Full                        Purchase               Owner Occupied
   16658584         11.75           2              0.125               771              N                  Stated Income                    Purchase               Owner Occupied
   16658587         12.25           2              0.125               670              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658536         12.25           2              0.125               722              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658537         11.875          2              0.125               667              N                  Stated Income                    Purchase               Owner Occupied
   16658538         11.375          2              0.125               702              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658612         11.25           2              0.125               793              N                       Full                        Purchase                  Investor
   16658614         11.625          2              0.125               764              N                       Full                   Cash Out Refinance          Owner Occupied
   16658517         11.875          2              0.125               667              N                  Stated Income                    Purchase               Owner Occupied
   16658524         12.375          2              0.125               661              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658512          11.5           2              0.125               742              N                  Stated Income                    Purchase               Owner Occupied
   16658513         12.375          2              0.125                0               Y                       Full                        Purchase                Second Home
   16658516         11.75           2              0.125               724              N                  Stated Income                    Purchase               Owner Occupied
   16549653         12.875          2              0.125               718              N                  Stated Income                    Purchase               Owner Occupied
   16549637         12.375          2              0.125               684              N                  Stated Income                    Purchase               Owner Occupied
   16658502         12.625          2              0.125               678              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16658507         11.75           2              0.125               682              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16658508         12.375          2              0.125               728              N                  Stated Income               Rate/Term Refinance            Investor
   16371838         12.375        1.875            0.125               740              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16549649          11.5           2              0.125               683              N                       Full                        Purchase               Owner Occupied
   16658510         10.875          2              0.125               668              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16368697         14.125          2              0.125               680              N                 No Documentation                  Purchase                  Investor
   16649080         11.75           2              0.125               705              N                  Stated Income                    Purchase                Second Home
   16649081         12.25           2              0.125               749              N                  Stated Income                    Purchase               Owner Occupied
   16368201         14.75         1.875            0.125               684              N             No Income/Verified Asset              Purchase                  Investor
   16549610         12.375          2              0.125               744              N                  Stated Income                    Purchase               Owner Occupied
   16368013         12.75         1.875            0.125               642              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16664346         11.75           2              0.125               764              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16649038         11.875          2              0.125               705              N                  Stated Income                    Purchase               Owner Occupied
   16604033          12.5           2              0.125               663              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649041         11.625          2              0.125               686              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16649043          11.5           2              0.125               688              N                  Stated Income                    Purchase               Owner Occupied
   16649049         11.875          2              0.125               676              N                  Stated Income                    Purchase               Owner Occupied
   16649050         12.375          2              0.125               800              N                       Full                   Cash Out Refinance             Investor
   16672707         11.375          2              0.125               766              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16649059         12.25           2              0.125               670              N                  Stated Income                    Purchase                Second Home
   16591469         12.75         1.875            0.125               763              N                  Stated Income                    Purchase               Owner Occupied
   16649062         12.375          2              0.125                0               N                       Full                        Purchase               Owner Occupied
   16649063         11.875          2              0.125               650              N                       Full                        Purchase               Owner Occupied
   16649067         12.125          2              0.125                0               Y                       Full                        Purchase               Owner Occupied
   16649068         12.25           2              0.125               732              N                  Stated Income                    Purchase               Owner Occupied
   16649069         11.875          2              0.125               693              N                  Stated Income                    Purchase               Owner Occupied
   16672720         11.625          2              0.125               665              N                       Full                        Purchase               Owner Occupied
   16672722         12.375          2              0.125               677              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16649072         11.75           2              0.125               736              N                  Stated Income                    Purchase               Owner Occupied
   16549606         11.875          2              0.125               663              N                  Stated Income                    Purchase               Owner Occupied
   16649075         11.625          2              0.125               693              N                       Full                   Cash Out Refinance             Investor
   16649077         12.125          2              0.125               711              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16404446         11.875          2              0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16664317         11.25           2              0.125               664              N                       Full                        Purchase               Owner Occupied
   16629084          11.5           2              0.125               764              N                       Full                        Purchase               Owner Occupied
   16664324         11.875          2              0.125               725              N                  Stated Income                    Purchase               Owner Occupied
   16649017         11.75           2              0.125               712              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16649021          12.5           2              0.125               748              N                       Full                        Purchase               Owner Occupied
   16649026         11.375          2              0.125               715              N                       Full                   Cash Out Refinance          Owner Occupied
   16649029           12            2              0.125               685              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16704328         12.125          2              0.125               725              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16365577         13.625        1.875            0.125               682              N                     No Ratio                      Purchase                  Investor
   16365578         12.875        1.875            0.125               642              N             No Income/Verified Asset              Purchase               Owner Occupied
   16664309         11.625          2              0.125               786              N                  Stated Income                    Purchase               Owner Occupied
   16365654         12.75         1.875            0.125               682              N                 No Documentation                  Purchase               Owner Occupied
   16658609          11.5           2              0.125               756              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16704320         12.125          2              0.125               703              N                  Stated Income                    Purchase               Owner Occupied
   16704311           12            2              0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16658606         11.75           2              0.125               792              N                       Full                   Cash Out Refinance          Owner Occupied
   16684431          11.5           2              0.125               742              N                  Stated Income                    Purchase                Second Home
   16684053           12            2              0.125               770              N                       Full                        Purchase               Owner Occupied
   16684059           12            2              0.125               700              N                  Stated Income                    Purchase               Owner Occupied
   16684066         12.375          2              0.125               709              N                  Stated Income                    Purchase                  Investor
   16707969         11.625          2              0.125               772              N                  Stated Income                    Purchase               Owner Occupied
   16629195         12.25           2              0.125               726              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16361024         11.625        1.875            0.125               782              N             No Income/Verified Asset              Purchase               Owner Occupied
   16359794           12          1.875            0.125               739              N                  Stated Income                    Purchase               Owner Occupied
   16358332         13.75         1.875            0.125               621              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16358032         13.75         1.875            0.125               700              N                     No Ratio                      Purchase                  Investor
   16349510          12.5         1.875            0.125               672              N                  Stated/Stated                    Purchase                Second Home
   16349251         13.75         1.875            0.125               692              N             No Income/Verified Asset              Purchase                  Investor
   16348007         13.25         1.875            0.125               698              N                       Full                        Purchase                  Investor
   16348018         13.25         1.875            0.125               698              N                       Full                        Purchase                  Investor
   16770418          12.5           2              0.125               743              N                  Stated Income                    Purchase                  Investor
   16685353          11.5           2              0.125               719              N                       Full                        Purchase               Owner Occupied
   16685354         10.875          2              0.125               743              N                       Full                        Purchase               Owner Occupied
   16685356         11.625          2              0.125               748              N                  Stated Income                    Purchase               Owner Occupied
   16685357          11.5           2              0.125               809              N                       Full                        Purchase               Owner Occupied
   16685358         11.75          2.5             0.125               768              N                  Stated Income                    Purchase               Owner Occupied
   16685359          12.5           2              0.125               632              N                  Stated Income                    Purchase               Owner Occupied
   16770421         11.625          2              0.125               733              N                  Stated Income                    Purchase               Owner Occupied
   16770422           12            2              0.125               682              N                  Stated Income                    Purchase               Owner Occupied
   16770423           12            2              0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16770424         11.75           2              0.125               702              N                  Stated Income                    Purchase               Owner Occupied
   16677500         12.375          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16770425         11.75           2              0.125               731              N                  Stated Income                    Purchase               Owner Occupied
   16677501         11.875          2              0.125               744              N                  Stated Income                    Purchase               Owner Occupied
   16770426         11.875          2              0.125               634              N                       Full                        Purchase               Owner Occupied
   16677502          11.5           2              0.125               768              N                  Stated Income                    Purchase               Owner Occupied
   16685360         11.875          2              0.125               718              N                  Stated Income                    Purchase               Owner Occupied
   16677503         12.375          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16770428         13.375          2              0.125               776              N                  Stated Income                    Purchase                  Investor
   16685361         12.375          2              0.125               737              N                  Stated Income                    Purchase               Owner Occupied
   16677504           12            2              0.125               684              N                  Stated Income                    Purchase               Owner Occupied
   16770429         12.375          2              0.125               665              N                  Stated Income                    Purchase               Owner Occupied
   16685362           12            2              0.125               670              N                  Stated Income                    Purchase               Owner Occupied
   16677505         12.375          2              0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16677506         12.25           2              0.125               674              N                  Stated Income                    Purchase               Owner Occupied
   16685363         12.125          2              0.125               639              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16685364         12.375          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16677507         12.125          2              0.125               714              N                  Stated Income                    Purchase               Owner Occupied
   16685365         12.75           2              0.125               652              N                  Stated Income                    Purchase               Owner Occupied
   16677508         11.75           2              0.125               713              N                  Stated Income                    Purchase               Owner Occupied
   16677509          12.5           2              0.125               703              N                  Stated Income               Rate/Term Refinance            Investor
   16685366           12            2              0.125               714              N                       Full                        Purchase                Second Home
   16685367           12            2              0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16685368         11.75           2              0.125               684              N                       Full                        Purchase               Owner Occupied
   16685369           12           2.5             0.125               663              N                  Stated Income                    Purchase               Owner Occupied
   16770430         12.625          2              0.125               647              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16770432         12.25           2              0.125               640              N                  Stated Income                    Purchase               Owner Occupied
   16770433         12.625          2              0.125               758              N                  Stated Income                    Purchase                  Investor
   16673315         13.625          2              0.125               710              N                     No Ratio                      Purchase                  Investor
   16770434          11.5           2              0.125               685              N                  Stated Income                    Purchase               Owner Occupied
   16673316         10.75           2              0.125               700              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16677510         12.375          2              0.125               798              N                  Stated Income                    Purchase                  Investor
   16770435           12            2              0.125               728              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16673317         10.75           2              0.125               737              N                       Full                        Purchase               Owner Occupied
   16677511           12            2              0.125               679              N                  Stated Income                    Purchase               Owner Occupied
   16673318         12.375          2              0.125               708              N                     No Ratio                      Purchase               Owner Occupied
   16770437         11.75           2              0.125               713              N                  Stated Income                    Purchase               Owner Occupied
   16673319         11.375          2              0.125               641              N                     No Ratio                      Purchase               Owner Occupied
   16685370         11.875          2              0.125               686              N                  Stated Income                    Purchase               Owner Occupied
   16770438         12.25           2              0.125               672              N                  Stated Income                    Purchase               Owner Occupied
   16685371          11.5           2              0.125               708              N                  Stated Income                    Purchase               Owner Occupied
   16770439         12.25           2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16685372          12.5           2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16685374         12.375         2.5             0.125               631              N                  Stated Income                    Purchase               Owner Occupied
   16685375         12.25           2              0.125               661              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16685376          11.5           2              0.125               757              N                  Stated Income                    Purchase               Owner Occupied
   16685377         11.625         2.5             0.125               710              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16673320         11.25           2              0.125               693              N                       Full                        Purchase               Owner Occupied
   16673321         12.875         2.5             0.125               649              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16770440         12.125          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16673322         11.875         2.5             0.125               730              N                     No Ratio                      Purchase               Owner Occupied
   16673323         12.125          2              0.125               646              N                     No Ratio                      Purchase               Owner Occupied
   16673324         11.875          2              0.125               654              N                     No Ratio                      Purchase               Owner Occupied
   16770443         11.75           2              0.125               727              N                  Stated Income                    Purchase               Owner Occupied
   16673325         11.75           2              0.125               797              N                     No Ratio                      Purchase               Owner Occupied
   16770444         11.75           2              0.125               721              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16673326         13.375         2.5             0.125               720              N                     No Ratio                      Purchase               Owner Occupied
   16673327         12.125          2              0.125               737              N                       Full                   Cash Out Refinance             Investor
   16770446         11.625          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16673328          12.5           2              0.125               738              N                     No Ratio                 Cash Out Refinance             Investor
   16770447         11.875          2              0.125               663              N                  Stated Income                    Purchase               Owner Occupied
   16673329         12.25           2              0.125               698              N                     No Ratio                      Purchase               Owner Occupied
   16685380          11.5           2              0.125               745              N                  Stated Income                    Purchase               Owner Occupied
   16770448         12.75           2              0.125               696              N                  Stated Income                    Purchase                  Investor
   16685381         11.75           2              0.125               706              N                  Stated Income                    Purchase               Owner Occupied
   16770449         11.75           2              0.125               673              N                  Stated Income                    Purchase               Owner Occupied
   16685383         12.25           2              0.125                0               N                       Full                   Cash Out Refinance          Owner Occupied
   16685384          11.5           2              0.125               700              N                  Stated Income                    Purchase               Owner Occupied
   16685385         12.875          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16685386         12.375          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16685387          11.5           2              0.125               743              N                  Stated Income                    Purchase               Owner Occupied
   16685388         12.125          2              0.125               642              N                  Stated Income                    Purchase               Owner Occupied
   16685389         12.125          2              0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16673330         12.75           3              0.125               677              N                       Full                   Cash Out Refinance             Investor
   16770450         11.75           2              0.125               766              N                  Stated Income                    Purchase               Owner Occupied
   16673332           12           2.5             0.125               768              N                     No Ratio                      Purchase               Owner Occupied
   16770451          11.5           2              0.125               734              N                  Stated Income                    Purchase               Owner Occupied
   16673333           12            2              0.125               649              N                     No Ratio                      Purchase               Owner Occupied
   16770452         11.875          2              0.125               697              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16673334           13            2              0.125               678              N                     No Ratio                      Purchase               Owner Occupied
   16673335         12.25           2              0.125               662              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16770454         11.75           2              0.125               748              N                  Stated Income                    Purchase               Owner Occupied
   16673336         12.25           3              0.125               725              N                       Full                   Rate/Term Refinance            Investor
   16770455          12.5           2              0.125               655              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16770456         11.875          2              0.125               647              N                       Full                        Purchase               Owner Occupied
   16673338         12.25           3              0.125               708              N                       Full                   Rate/Term Refinance            Investor
   16770457          12.5           2              0.125               744              N                  Stated Income                    Purchase                  Investor
   16673339         12.25           2              0.125               708              N                       Full                   Rate/Term Refinance            Investor
   16770458          12.5           2              0.125               631              N                  Stated Income                    Purchase               Owner Occupied
   16685390         12.25           2              0.125               631              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16685391         12.75           2              0.125               648              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16770459         11.875          2              0.125               730              N                  Stated Income                    Purchase               Owner Occupied
   16685392         12.375         2.5             0.125               646              N                  Stated Income                    Purchase               Owner Occupied
   16685393          12.5           2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16685394         12.375          2              0.125               636              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16685395         11.75           2              0.125               702              N                  Stated Income                    Purchase               Owner Occupied
   16685398         12.125          2              0.125               714              N                  Stated Income                    Purchase                  Investor
   16673340         12.25           3              0.125               708              N                       Full                   Rate/Term Refinance            Investor
   16662892         11.875          2              0.125               735              N                  Stated Income                    Purchase               Owner Occupied
   16662893         11.75           2              0.125               753              N                  Stated Income                    Purchase               Owner Occupied
   16662894         11.625          2              0.125               744              N                  Stated Income                    Purchase               Owner Occupied
   16662895           12            2              0.125               664              N                  Stated Income                    Purchase               Owner Occupied
   16662896         12.75           2              0.125               732              N                  Stated Income                    Purchase                  Investor
   16662898           12            2              0.125               687              N                       Full                        Purchase               Owner Occupied
   16662899         14.125          2              0.125               629              N                  Stated Income                    Purchase               Owner Occupied
   16685410         11.875          2              0.125               688              N                  Stated Income                    Purchase               Owner Occupied
   16650760         12.25           2              0.125                0               N                       Full                        Purchase               Owner Occupied
   16685411         12.125          2              0.125               738              N                  Stated Income                    Purchase                  Investor
   16685412          11.5           2              0.125               816              N                  Stated Income                    Purchase               Owner Occupied
   16685413         12.25           2              0.125               650              N                  Stated Income                    Purchase               Owner Occupied
   16650763         12.625          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16650764         11.75           2              0.125               714              N                  Stated Income                    Purchase               Owner Occupied
   16685414         12.25           2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16650765         11.875          2              0.125               749              N                  Stated Income                    Purchase                Second Home
   16685416         11.875          2              0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16650766           12            2              0.125               708              N                  Stated Income                    Purchase                Second Home
   16685417         11.875          2              0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16650768         11.625          2              0.125               740              N                  Stated Income                    Purchase               Owner Occupied
   16685419          11.5           2              0.125               755              N                  Stated Income                    Purchase               Owner Occupied
   16770400          11.5           2              0.125               716              N                  Stated Income                    Purchase               Owner Occupied
   16770402         12.375          2              0.125               653              N                  Stated Income                    Purchase               Owner Occupied
   16770403         13.375          2              0.125               654              N                  Stated Income                    Purchase                  Investor
   16770404         12.125          2              0.125               764              N                  Stated Income                    Purchase               Owner Occupied
   16770405         12.125          2              0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16770406         11.75           2              0.125               759              N                  Stated Income                    Purchase               Owner Occupied
   16685420          11.5           2              0.125               714              N                  Stated Income                    Purchase               Owner Occupied
   16770407         11.625          2              0.125               788              N                       Full                   Cash Out Refinance          Owner Occupied
   16685421         12.375          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16770408           12            2              0.125               668              N                  Stated Income                    Purchase               Owner Occupied
   16770413         11.625          2              0.125               807              N                  Stated Income                    Purchase               Owner Occupied
   16770414         12.375          2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16770415         12.25           2              0.125               743              N                  Stated Income               Cash Out Refinance             Investor
   16224409         12.75         1.875            0.125               789              N                  Stated Income                    Purchase                  Investor
   16220765         12.375        1.875            0.125               748              N                No Income/No Asset                 Purchase                  Investor
   16723777         11.875        1.875            0.125               783              N                  Stated Income               Cash Out Refinance           Second Home
   16207507         12.875        3.375            0.125               774              N                       Full                        Purchase                  Investor
   16710739         11.875        1.875            0.125               698              N                  Stated Income                    Purchase               Owner Occupied
   16710210         12.25         1.875            0.125               677              N             No Income/Verified Asset              Purchase               Owner Occupied
   16710129         12.375        1.875            0.125               626              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16709755         14.375        1.875            0.125               753              N             No Income/Verified Asset              Purchase                  Investor
   16708198          13.5         1.875            0.125               648              N                  Stated/Stated                    Purchase               Owner Occupied
   16708231          14.5         1.125            0.125               714              N                  Stated Income                    Purchase                  Investor
   16708296         13.25         1.875            0.125               692              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16708313         12.25         1.875            0.125               692              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16709518         13.625        0.995            0.125               777              N                  Stated Income                    Purchase                  Investor
   16709529         12.625        1.875            0.125               752              N                  Stated/Stated                    Purchase               Owner Occupied
   16709553           13          1.875            0.125               730              N                     No Ratio                      Purchase                  Investor
   16709654          13.5         0.455            0.125               648              N                       Full                        Purchase               Owner Occupied
   16709664          13.5         1.875            0.125                0               Y             No Income/Verified Asset              Purchase                  Investor
   16707251         12.875        1.875            0.125               725              N                  Stated Income               Rate/Term Refinance            Investor
   16707791         12.625        1.875            0.125               714              N                 No Documentation                  Purchase               Owner Occupied
   16707863          12.5         1.875            0.125               716              N             No Income/Verified Asset              Purchase               Owner Occupied
   16707919         13.125        1.875            0.125               786              N                  Stated Income                    Purchase               Owner Occupied
   16706944          13.5         1.875            0.125               668              N                  Stated Income               Rate/Term Refinance            Investor
   16706949         13.375        1.875            0.125               692              N             No Income/Verified Asset              Purchase               Owner Occupied
   16707014         13.125        1.875            0.125               695              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   16707061         13.125        1.875            0.125               691              N             No Income/Verified Asset              Purchase               Owner Occupied
   16707075         11.875        1.875            0.125               697              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16707083         12.75         1.875            0.125               752              N             No Income/Verified Asset              Purchase               Owner Occupied
   16706851         13.75         1.255            0.125               802              N             No Income/Verified Asset              Purchase               Owner Occupied
   16706936         13.375        1.875            0.125               688              N                     No Ratio                      Purchase               Owner Occupied
   16706819         13.125        0.825            0.125               641              N                  Stated Income                    Purchase               Owner Occupied
   16706791         12.75         1.875            0.125               663              N                  Stated Income                    Purchase               Owner Occupied
   16706639         12.25         1.875            0.125                0               N                       Full                        Purchase               Owner Occupied
   16706761         12.375        1.225            0.125               734              N                  Stated Income                    Purchase               Owner Occupied
   16706763         12.875        1.875            0.125               746              N             No Income/Verified Asset              Purchase               Owner Occupied
   16706545          14.5         1.055            0.125               766              N                  Stated Income                    Purchase                  Investor
   16706429         12.25         1.875            0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16704077         13.375        1.875            0.125               675              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16704080         13.375        1.875            0.125               664              N                     No Ratio                      Purchase               Owner Occupied
   16704088         11.75         1.875            0.125               725              N                     No Ratio                      Purchase               Owner Occupied
   16704158          12.5         1.875            0.125               705              N                  Stated Income                    Purchase               Owner Occupied
   16704440         14.875        0.595            0.125               680              N                       Full                        Purchase                  Investor
   16704441         13.375        1.875            0.125               677              N                  Stated Income                    Purchase               Owner Occupied
   16704623         12.375        1.875            0.125               670              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16697913         13.375        1.875            0.125               756              N                     No Ratio                      Purchase                  Investor
   16703995         12.875        1.875            0.125               788              N                  Stated/Stated                    Purchase               Owner Occupied
   16697691         12.875        1.875            0.125               693              N                     No Ratio                      Purchase                Second Home
   16697693         14.375        1.875            0.125               760              N             No Income/Verified Asset              Purchase                  Investor
   16697753         13.375        1.875            0.125               688              N                     No Ratio                      Purchase                  Investor
   16697787         11.875        1.875            0.125               692              N             No Income/Verified Asset              Purchase               Owner Occupied
   16697827         14.25         1.075            0.125               646              N             No Income/Verified Asset              Purchase               Owner Occupied
   16697838         12.375        1.875            0.125               727              N                     No Ratio                      Purchase               Owner Occupied
   16711130         11.25         1.875            0.125               660              N                       Full                        Purchase               Owner Occupied
   15892542         11.75         1.875            0.125               628              N                       Full                        Purchase                  Investor
   15899479         12.625        1.875            0.125               711              N                  Stated Income                    Purchase               Owner Occupied
   15776102         12.625        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16770642         11.875          2              0.125               795              N                  Stated Income                    Purchase               Owner Occupied
   16318267         12.25         1.875            0.125               687              N                     No Ratio                 Cash Out Refinance             Investor
   16314650          12.5         1.875            0.125               620              N                     No Ratio                      Purchase               Owner Occupied
   16629192         11.75           2              0.125               750              N                  Stated Income                    Purchase               Owner Occupied
   16776354         11.875        1.875            0.125               676              N                  Stated Income                    Purchase               Owner Occupied
   16684826         11.625          2              0.125               780              N                  Stated Income                    Purchase               Owner Occupied
   16709469         11.75           2              0.125               633              N                       Full                   Rate/Term Refinance         Owner Occupied
   16798290         11.75           2              0.125               680              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16714978         13.25         1.875            0.125               679              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16798293         11.875          2              0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16798295          11.5           2              0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16798298         11.375          2              0.125               719              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16697698         13.25         1.875            0.125               662              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16723251         12.625          2              0.125               755              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16704703         12.375        1.875            0.125               686              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16600555         13.375        1.875            0.125               706              N                 No Documentation                  Purchase               Owner Occupied
   16704380         11.375          2              0.125               727              N                  Stated Income                    Purchase               Owner Occupied
   16672610         13.25         1.875            0.125               780              N                     No Ratio                      Purchase                  Investor
   16667104          12.5         1.875            0.125               721              N                  Stated Income                    Purchase                  Investor
   16770704         11.25           2              0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16770623         11.625          2              0.125               672              N                  Stated Income                    Purchase               Owner Occupied
   16664270         10.875        1.875            0.125               703              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16704546          11.5           2              0.125               706              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16672615         12.125          2              0.125               690              N                  Stated Income                    Purchase               Owner Occupied
   16704385         11.75           2              0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16770625         11.875          2              0.125               665              N                  Stated Income                    Purchase               Owner Occupied
   16770626         11.875          2              0.125               730              N                  Stated Income                    Purchase               Owner Occupied
   16770627           12            2              0.125               728              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16704388         11.625          2              0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16775471         12.25         1.875            0.125               726              N                     No Ratio                      Purchase               Owner Occupied
   16693580         13.375        1.875            0.125               655              N             No Income/Verified Asset              Purchase                  Investor
   16704389          11.5           2              0.125               662              N                  Stated Income                    Purchase               Owner Occupied
   16775556           11          1.875            0.125               632              N                  Stated Income                    Purchase               Owner Occupied
   16767376         14.125        1.875            0.125               789              N             No Income/Verified Asset              Purchase                  Investor
   16785196         12.75         1.875            0.125               763              N                 No Documentation                  Purchase               Owner Occupied
   16778780          11.5           2              0.125               694              N                  Stated Income                    Purchase               Owner Occupied
   16778862         10.625          2              0.125               780              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16772969           11          1.875            0.125               654              N                     No Ratio                      Purchase               Owner Occupied
   16723262         11.125          2              0.125               734              N                       Full                   Rate/Term Refinance            Investor
   16672620         12.25           2              0.125               724              N                  Stated Income                    Purchase               Owner Occupied
   16770630         11.875          2              0.125               668              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16704633         13.375        1.875            0.125               761              N             No Income/Verified Asset              Purchase                  Investor
   16693033         12.125        1.875            0.125               681              N                     No Ratio                      Purchase               Owner Occupied
   16770631         11.75           2              0.125               732              N                  Stated Income                    Purchase               Owner Occupied
   16721564         12.75         1.875            0.125               626              N             No Income/Verified Asset              Purchase               Owner Occupied
   16704392         11.75           2              0.125               695              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16723347         11.125          2              0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16684126          11.5           2              0.125               783              N                       Full                   Cash Out Refinance             Investor
   16649054         11.875          2              0.125               756              N                  Stated Income                    Purchase               Owner Occupied
   16770635         11.75           2              0.125               693              N                  Stated Income                    Purchase               Owner Occupied
   16790238          12.5         1.875            0.125               697              N                 No Documentation                  Purchase               Owner Occupied
   16704396         12.125          2              0.125               690              N                  Stated Income                    Purchase               Owner Occupied
   16770636         11.375          2              0.125               706              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16776451         11.875        1.875            0.125               702              N                       Full                   Cash Out Refinance          Owner Occupied
   16664366         11.75           2              0.125               787              N                       Full                        Purchase                  Investor
   16672709           12            2              0.125               710              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16764951         11.625        1.875            0.125               703              N                 No Documentation                  Purchase               Owner Occupied
   16707947         11.25           2              0.125               698              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16778077         12.375        1.875            0.125               668              N             No Income/Verified Asset              Purchase               Owner Occupied
   16768198         12.375          2              0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16684210         11.875          2              0.125               702              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649300         12.875        2.375            0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16684050         12.875          2              0.125               653              N                  Stated Income               Cash Out Refinance           Second Home
   16649302         12.75         2.375            0.125               688              N                       Full                        Purchase               Owner Occupied
   16770641         11.875          2              0.125               675              N                  Stated Income                    Purchase               Owner Occupied
   16723438         11.75           2              0.125               662              N                  Stated Income                    Purchase               Owner Occupied
   16664291          11.5           2              0.125               687              N                  Stated Income                    Purchase               Owner Occupied
   16775730          11.5         1.875            0.125               698              N                  Stated Income               Cash Out Refinance             Investor
   16649308         13.125        2.375            0.125               632              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   16684057         10.625          2              0.125               736              N                  Stated Income                    Purchase               Owner Occupied
   16707871         11.625          2              0.125               682              N                       Full                        Purchase               Owner Occupied
   16768361         11.875          2              0.125               675              N                  Stated Income                    Purchase               Owner Occupied
   16773078         13.25         1.875            0.125               637              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16691980         11.625        1.875            0.125               725              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16764961           12          1.875            0.125               646              N                       Full                   Cash Out Refinance          Owner Occupied
   16770568         12.375          2              0.125               764              N                  Stated Income                    Purchase               Owner Occupied
   16697165         11.875        1.875            0.125               689              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16767473         12.125        1.875            0.125               708              N                     No Ratio                      Purchase               Owner Occupied
   16709738         12.75         1.875            0.125               775              N                     No Ratio                 Rate/Term Refinance            Investor
   16711062         13.375        1.875            0.125               670              N                  Stated Income                    Purchase                  Investor
   16708132         11.375          2              0.125               705              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16704019         13.375        1.875            0.125               770              N                 No Documentation             Rate/Term Refinance            Investor
   16707242         13.875        2.375            0.125               620              N                  Stated Income               Cash Out Refinance             Investor
   16649310         13.25         2.375            0.125               702              N                     No Ratio                 Cash Out Refinance             Investor
   16704570         10.75           2              0.125               720              N                  Stated Income                    Purchase               Owner Occupied
   16640904         12.75         1.875            0.125               744              N                     No Ratio                      Purchase               Owner Occupied
   16710971         13.375        1.875            0.125               726              N                  Stated Income                    Purchase                Second Home
   16718730         13.25         1.875            0.125               665              N                 No Documentation             Cash Out Refinance             Investor
   16709901         13.25         1.875            0.125               732              N                  Stated Income                    Purchase                  Investor
   16648342         11.625          2              0.125               682              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16729508         13.625        4.625            0.125               674              N                     No Ratio                      Purchase                  Investor
   16709584          12.5         1.875            0.125               622              N                  Stated/Stated                    Purchase               Owner Occupied
   16770659         12.625          2              0.125               661              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16670310         13.125        1.875            0.125               677              N                  Stated/Stated                    Purchase                  Investor
   16730107           13          1.875            0.125               634              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   16718023         12.375        1.875            0.125               720              N                  Stated/Stated                    Purchase               Owner Occupied
   16708224         11.125        1.875            0.125               708              N                  Stated Income                    Purchase               Owner Occupied
   16694112         12.875        1.875            0.125               677              N                       Full                        Purchase               Owner Occupied
   16780703         11.75           2              0.125               669              N                       Full                   Cash Out Refinance          Owner Occupied
   16780704         11.875          2              0.125               718              N                  Stated Income                    Purchase               Owner Occupied
   16684234         11.875          2              0.125               693              N                  Stated Income                    Purchase               Owner Occupied
   16780706         11.75           2              0.125               701              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16780708         11.875          2              0.125               677              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16780709         11.875          2              0.125               662              N                  Stated Income                    Purchase               Owner Occupied
   16704587         12.125          2              0.125               687              N                  Stated Income                    Purchase               Owner Occupied
   16649327         13.625        2.375            0.125               660              N                     No Ratio                      Purchase               Owner Occupied
   16717775         13.25         1.875            0.125               722              N                     No Ratio                      Purchase                  Investor
   16681488         12.625        1.875            0.125               703              N                     No Ratio                      Purchase               Owner Occupied
   16684794         11.375          2              0.125               671              N                  Stated Income                    Purchase               Owner Occupied
   16764989          12.5         1.875            0.125               737              N                 No Documentation                  Purchase               Owner Occupied
   16718115          12.5         1.875            0.125               649              N                     No Ratio                      Purchase               Owner Occupied
   16780711         12.25           2              0.125               630              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16723543         13.375        1.875            0.125               638              N             No Income/Verified Asset              Purchase               Owner Occupied
   16780714          12.5           2              0.125               710              N                  Stated Income               Cash Out Refinance             Investor
   16714637         11.875        1.875            0.125               704              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16649333         12.875        2.375            0.125               710              N                  Stated Income                    Purchase               Owner Occupied
   16681733         13.875        1.875            0.125                0               N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16780715         11.375          2              0.125               674              N                  Stated Income                    Purchase               Owner Occupied
   16728714         12.75         1.875            0.125               683              N                 No Documentation                  Purchase               Owner Occupied
   16770592         11.875          2              0.125               686              N                  Stated Income                    Purchase               Owner Occupied
   16693318         11.75           2              0.125               687              N                  Stated Income                    Purchase               Owner Occupied
   16729525         11.75         1.875            0.125               733              N             No Income/Verified Asset              Purchase               Owner Occupied
   16780637         12.625        1.875            0.125               657              N             No Income/Verified Asset              Purchase               Owner Occupied
   16704596          12.5         1.875            0.125               719              N                 No Documentation                  Purchase               Owner Occupied
   16688523         13.375        1.875            0.125               644              N                     No Ratio                      Purchase               Owner Occupied
   16770676         11.375          2              0.125               685              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16765169         12.125        3.375            0.125               720              N                       Full                   Cash Out Refinance          Owner Occupied
   16646585          12.5         1.875            0.125               624              N                  Stated Income                    Purchase               Owner Occupied
   16649339          13.5         2.375            0.125               677              N                     No Ratio                 Cash Out Refinance             Investor
   16599185         12.25         1.875            0.125               726              N                  Stated Income               Cash Out Refinance             Investor
   16599186           12          1.875            0.125               726              N                  Stated Income               Cash Out Refinance             Investor
   16778198         14.875        1.875            0.125               692              N                 No Documentation                  Purchase                  Investor
   16717230          11.5           2              0.125               765              N                  Stated Income                    Purchase                  Investor
   16731733         14.875         3.5             0.125               710              N                  Stated Income                    Purchase                  Investor
   16595150           13          1.875            0.125               671              N                  Stated Income                    Purchase                Second Home
   16684412         11.25           2              0.125               684              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649340           13          2.375            0.125               732              N                  Stated Income                    Purchase               Owner Occupied
   16728009         12.375        1.875            0.125               668              N                  Stated Income                    Purchase               Owner Occupied
   16708084         11.625          2              0.125               725              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16708328         11.75           2              0.125               762              N                  Stated Income                    Purchase                Second Home
   16629029          12.5           2              0.125               715              N                  Stated Income                    Purchase               Owner Occupied
   16694135         13.375        2.375            0.125               757              N                 No Documentation                  Purchase               Owner Occupied
   16714809         11.375        1.875            0.125               716              N                     No Ratio                      Purchase               Owner Occupied
   16684173           12            2              0.125               672              N                  Stated Income                    Purchase               Owner Occupied
   16780808         12.625          2              0.125               675              N                  Stated Income               Cash Out Refinance           Second Home
   16696551         13.125        1.875            0.125               719              N                  Stated Income                    Purchase                  Investor
   16780729         11.25           2              0.125               719              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16397276         12.25         1.875            0.125               686              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16704053         13.375        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16717240         11.625        1.875            0.125               680              N                  Stated Income                    Purchase               Owner Occupied
   16714019         12.875        1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16780810           11            2              0.125               705              N                  Stated Income                    Purchase               Owner Occupied
   16708171         13.125        1.875            0.125               708              N                  Stated Income                    Purchase                Second Home
   16244545         11.25         1.875            0.125               657              N                  Stated Income               Rate/Term Refinance            Investor
   16717243           10          1.875            0.125               639              N                       Full                        Purchase               Owner Occupied
   16728016          12.5         1.875            0.125               650              N             No Income/Verified Asset              Purchase               Owner Occupied
   16716272         11.875        1.875            0.125               741              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16629035          12.5           2              0.125               697              N                  Stated Income                    Purchase               Owner Occupied
   16780731         12.625          2              0.125               689              N                  Stated Income                    Purchase                Second Home
   16658504           12            2              0.125               757              N                  Stated Income                    Purchase               Owner Occupied
   16697611         12.125        1.875            0.125               670              N                       Full                   Cash Out Refinance          Owner Occupied
   16775228         12.375        1.875            0.125               642              N                  Stated Income                    Purchase               Owner Occupied
   16723569         13.49         5.725            0.125               667              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16775067         12.75         1.875            0.125               645              N                  Stated Income                    Purchase               Owner Occupied
   16714579         12.75         1.875            0.125               682              N                 No Documentation                  Purchase               Owner Occupied
   16658428         11.875          2              0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16770695          11.5           2              0.125               716              N                  Stated Income                    Purchase               Owner Occupied
   16663858         11.625        1.875            0.125               726              N                       Full                        Purchase               Owner Occupied
   16709313         12.25         1.875            0.125               714              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16707451         11.625        1.875            0.125               780              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16717172         11.375          2              0.125               756              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16717173         11.875          2              0.125               684              N                  Stated Income                    Purchase               Owner Occupied
   16780822         11.875          2              0.125               688              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16684434         10.875          2              0.125               737              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16780824         12.25           2              0.125               631              N                       Full                        Purchase               Owner Occupied
   16717258         12.125        1.875            0.125               709              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16708267         13.375        1.875            0.125               753              N                     No Ratio                      Purchase                  Investor
   16706728         13.375        1.875            0.125               701              N                 No Documentation                  Purchase                  Investor
   16770781           11          1.875            0.125               798              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16798304         11.75           2              0.125               682              N                  Stated Income                    Purchase               Owner Occupied
   16780826         11.875          2              0.125               656              N                       Full                   Cash Out Refinance          Owner Occupied
   16349359         13.125        1.875            0.125               677              N             No Income/Verified Asset              Purchase               Owner Occupied
   16684358         12.375          2              0.125               751              N                  Stated Income                    Purchase                Second Home
   16687823         12.875        1.875            0.125               633              N             No Income/Verified Asset              Purchase               Owner Occupied
   16723025         14.375        1.875            0.125               654              N                  Stated/Stated                    Purchase               Owner Occupied
   16714118         12.375        1.875            0.125               639              N                 No Documentation                  Purchase               Owner Occupied
   16650843         12.875        1.875            0.125               683              N                       Full                   Cash Out Refinance          Owner Occupied
   16706571         11.875        1.875            0.125               703              N                  Stated Income                    Purchase               Owner Occupied
   16658602         11.625          2              0.125               681              N                  Stated Income                    Purchase               Owner Occupied
   16798310         11.25           2              0.125               647              N                       Full                        Purchase               Owner Occupied
   16713782         12.625        1.875            0.125               642              N                  Stated Income                    Purchase               Owner Occupied
   16717266           12            2              0.125               683              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16713783         13.125        1.875            0.125               639              N                     No Ratio                      Purchase               Owner Occupied
   16728912         14.75         1.875            0.125               778              N                     No Ratio                      Purchase                  Investor
   16718158         11.875          2              0.125               670              N                  Stated Income                    Purchase               Owner Occupied
   16780754         11.875          2              0.125               689              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16706738         12.875        1.875            0.125               705              N             No Income/Verified Asset              Purchase               Owner Occupied
   16692545         12.875        1.875            0.125               751              N                  Stated Income                    Purchase                  Investor
   16684446         12.375        1.875            0.125               673              N                  Stated Income                    Purchase               Owner Occupied
   16780838         11.875          2              0.125               780              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16772495         11.75         1.875            0.125               674              N                  Stated Income                    Purchase               Owner Occupied
   16658448         11.75           2              0.125               693              N                  Stated Income                    Purchase               Owner Occupied
   16649297         11.875        2.375            0.125               757              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16730242         12.625        1.875            0.125               669              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16704326         11.375          2              0.125               746              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16785210          12.5         1.875            0.125               706              N                  Stated Income               Cash Out Refinance             Investor
   16684531         11.625          2              0.125               701              N                  Stated Income                    Purchase               Owner Occupied
   16629152         12.25           2              0.125               664              N                  Stated Income                    Purchase               Owner Occupied
   16704339           12            2              0.125               724              N                  Stated Income                    Purchase               Owner Occupied
   16707047         13.25         1.875            0.125               693              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16728091          12.5         1.875            0.125               621              N                  Stated Income                    Purchase               Owner Occupied
   16658646         12.125        1.875            0.125               757              N                     No Ratio                      Purchase               Owner Occupied
   16775288          11.5         1.875            0.125               724              N                     No Ratio                      Purchase               Owner Occupied
   16658487         12.375          2              0.125               695              N                  Stated Income                    Purchase                Second Home
   16695899         12.625        1.875            0.125               655              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16773110         13.25         1.875            0.125               678              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16770520           11            2              0.125               721              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16770601         11.875          2              0.125               650              N                  Stated Income                    Purchase               Owner Occupied
   16638175         13.375        1.875            0.125                0               Y                 No Documentation                  Purchase                Second Home
   16778207         12.375        1.875            0.125               671              N                  Stated Income                    Purchase               Owner Occupied
   16728169         11.875        1.875            0.125               652              N                       Full                   Cash Out Refinance          Owner Occupied
   16775376         12.75         1.875            0.125               656              N                     No Ratio                      Purchase               Owner Occupied
   16684819           12            2              0.125               698              N                  Stated Income                    Purchase               Owner Occupied
   16729856           13          1.875            0.125               734              N             No Income/Verified Asset              Purchase                  Investor
   16692758         15.25         2.375            0.125               755              N                  Stated Income                    Purchase                  Investor
   16798286           11            2              0.125               716              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16778765         11.625          2              0.125               621              N                       Full                        Purchase               Owner Occupied
   16658499         11.875          2              0.125               695              N                  Stated Income                    Purchase               Owner Occupied
   16687885         14.75         1.875            0.125               687              N                  Stated/Stated               Cash Out Refinance             Investor
   16723241         11.625          2              0.125               727              N                       Full                        Purchase               Owner Occupied
   16770610          11.5           2              0.125               695              N                       Full                        Purchase               Owner Occupied
   16730290         13.25         1.875            0.125               769              N                  Stated Income                    Purchase                  Investor
   16731262         12.75         1.875            0.125               767              N             No Income/Verified Asset              Purchase               Owner Occupied
   16710850         12.75         1.875            0.125               624              N                     No Ratio                      Purchase               Owner Occupied
   16649031         11.75           2              0.125               748              N                       Full                        Purchase               Owner Occupied
   16672523           12            2              0.125               673              N                  Stated Income                    Purchase               Owner Occupied
   16770602         11.875          2              0.125               705              N                  Stated Income                    Purchase               Owner Occupied
   16713353           11          1.875            0.125               712              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16680531         12.375        1.875            0.125               699              N                 No Documentation                  Purchase                  Investor
   16713274         11.75         1.875            0.125               684              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16707911         11.25           2              0.125               652              N                       Full                        Purchase               Owner Occupied
   16704528         13.125        1.875            0.125               672              N                 No Documentation                  Purchase               Owner Occupied
   16684810         11.625          2              0.125               762              N                       Full                        Purchase               Owner Occupied
   16696231         12.125        1.875            0.125               679              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16723952          13.5         1.875            0.125               667              N                  Stated Income                    Purchase                Second Home
   16706942         13.125        1.875            0.125               646              N                 No Documentation                  Purchase               Owner Occupied
   16778115         13.375        1.875            0.125               654              N             No Income/Verified Asset              Purchase               Owner Occupied
   16775523         12.75         1.875            0.125               751              N             No Income/Verified Asset              Purchase                  Investor
   16719165          15.5          3.5             0.125               722              N                  Stated Income                    Purchase                  Investor
   16684804         11.875          2              0.125               731              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16706935         13.25         1.875            0.125               716              N                  Stated Income                    Purchase                  Investor
   16649650         12.625        1.875            0.125               685              N                     No Ratio                 Cash Out Refinance             Investor
   16676381         12.625        1.875            0.125               625              N                  Stated Income                    Purchase               Owner Occupied
   16684806         11.875          2              0.125               683              N                  Stated Income               Cash Out Refinance           Second Home
   16684807         11.75           2              0.125               790              N                       Full                        Purchase                  Investor
   16684483         12.75         1.875            0.125               695              N                  Stated Income                    Purchase                Second Home
   16723868          12.5         3.375            0.125               671              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16728146         14.25         1.285            0.125               717              N                  Stated/Stated                    Purchase                  Investor
   16715038         13.375        1.875            0.125               758              N                  Stated Income                    Purchase                  Investor
   16770507         11.75           2              0.125               749              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16775512         10.875        1.875            0.125               620              N                     No Ratio                      Purchase               Owner Occupied
   16776403         11.875        1.875            0.125               759              N                       Full                   Cash Out Refinance          Owner Occupied
   16707815          12.5           2              0.125               640              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16722962         11.875        1.875            0.125               672              N                       Full                   Cash Out Refinance          Owner Occupied
   16629165          12.5           2              0.125               701              N                  Stated Income                    Purchase               Owner Occupied
   16684554         12.125          2              0.125               752              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16691925         12.875        1.875            0.125               726              N                 No Documentation                  Purchase               Owner Occupied
   16776327         13.25         1.875            0.125               641              N             No Income/Verified Asset              Purchase               Owner Occupied
   16767417         12.75         1.875            0.125               767              N                       Full                        Purchase                  Investor
   16723224          12.5           2              0.125               682              N                  Stated Income                    Purchase               Owner Occupied
   16665210         13.25         1.875            0.125               690              N                  Stated/Stated                    Purchase               Owner Occupied
   16770511         11.875          2              0.125               628              N                       Full                        Purchase               Owner Occupied
   16770513         11.75           2              0.125               704              N                  Stated Income                    Purchase               Owner Occupied
   16707903         11.875          2              0.125               709              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16719162         14.875        1.875            0.125               722              N                  Stated Income                    Purchase                  Investor
   16629173         11.75           2              0.125               641              N                       Full                        Purchase               Owner Occupied
   16684802         11.25           2              0.125               729              N                       Full                        Purchase               Owner Occupied
   16710556         12.375        1.875            0.125               727              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16714534         11.875        1.305            0.125               767              N                  Stated Income                    Purchase               Owner Occupied
   16718172         10.875          2              0.125               792              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16718092          12.5         1.875            0.125               640              N                     No Ratio                      Purchase               Owner Occupied
   16728055         11.375        1.875            0.125               735              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16718174          11.5           2              0.125               709              N                  Stated Income                    Purchase               Owner Occupied
   16714515         11.75         1.875            0.125               737              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16716223         12.625        1.875            0.125               635              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16658460         11.875          2              0.125               719              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16772671           13          1.875            0.125               707              N                  Stated Income                    Purchase               Owner Occupied
   16681951         13.25         1.875            0.125               761              N                     No Ratio                      Purchase                  Investor
   16718177         11.125          2              0.125               701              N                  Stated Income                    Purchase               Owner Occupied
   16798251          11.5           2              0.125               665              N                       Full                        Purchase               Owner Occupied
   16780774         11.875          2              0.125               718              N                  Stated Income                    Purchase               Owner Occupied
   16684384         12.875        1.875            0.125               765              N                  Stated Income                    Purchase                  Investor
   16658465         12.125          2              0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16798092          12.5         1.875            0.125               670              N                  Stated/Stated                    Purchase               Owner Occupied
   16718024         13.75         1.195            0.125               750              N                     No Ratio                      Purchase                Second Home
   16665757          12.5         1.875            0.125               687              N                  Stated/Stated                    Purchase                  Investor
   16780778         11.875          2              0.125               717              N                  Stated Income                    Purchase               Owner Occupied
   16780698         11.25           2              0.125               736              N                  Stated Income               Rate/Term Refinance            Investor
   16773012         12.75         1.875            0.125               701              N                  Stated Income                    Purchase               Owner Occupied
   16664311         11.75           2              0.125               716              N                       Full                        Purchase               Owner Occupied
   16664230         11.375          2              0.125               670              N                       Full                        Purchase               Owner Occupied
   16731316         12.75         1.875            0.125               681              N             No Income/Verified Asset              Purchase                  Investor
   16700143         12.625        1.105            0.125               719              N                  Stated Income                    Purchase               Owner Occupied
   16709189         12.625        1.875            0.125               744              N                     No Ratio                      Purchase               Owner Occupied
   16706340           14          0.555            0.125               679              N             No Income/Verified Asset              Purchase               Owner Occupied
   16707549         14.375        1.175            0.125               709              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16692016         12.75         1.875            0.125               747              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16693050         12.25         1.875            0.125               754              N             No Income/Verified Asset              Purchase               Owner Occupied
   16687878         12.875        1.875            0.125               729              N             No Income/Verified Asset              Purchase               Owner Occupied
   16687943         13.375        1.255            0.125               719              N                  Stated Income                    Purchase                Second Home
   16687978         12.375        1.305            0.125               746              N                  Stated Income                    Purchase               Owner Occupied
   16691857         12.75         1.585            0.125               702              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16691878         12.75         1.235            0.125               711              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16685291         13.125        1.875            0.125               648              N                  Stated Income               Cash Out Refinance           Second Home
   16685526         11.875        1.875            0.125               754              N                  Stated Income               Rate/Term Refinance            Investor
   16676404         12.375        1.875            0.125               781              N                  Stated Income                    Purchase                Second Home
   16676446         14.75         1.875            0.125               684              N                  Stated/Stated                    Purchase                  Investor
   16679156          12.5         1.875            0.125               677              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16680995         13.875        0.555            0.125               670              N                     No Ratio                      Purchase               Owner Occupied
   16674782         12.375        1.185            0.125               745              N                  Stated Income                    Purchase                Second Home
   16674791          13.5         0.685            0.125               712              N             No Income/Verified Asset              Purchase                  Investor
   16676516         12.625        1.875            0.125               657              N             No Income/Verified Asset              Purchase               Owner Occupied
   16676528         12.875        1.875            0.125               650              N             No Income/Verified Asset              Purchase               Owner Occupied
   16676550         13.625        1.875            0.125               687              N                  Stated Income                    Purchase                  Investor
   16676564         12.75         1.875            0.125               728              N                  Stated Income                    Purchase                  Investor
   16676580         12.75         1.875            0.125               728              N                  Stated Income                    Purchase                  Investor
   16676584         11.875        1.875            0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16674615         12.125        1.875            0.125               770              N             No Income/Verified Asset              Purchase               Owner Occupied
   16676667         13.375        1.145            0.125               726              N                  Stated Income                    Purchase                Second Home
   16676703          13.5         0.645            0.125               689              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16674667         14.25         2.375            0.125               692              N                     No Ratio                      Purchase                  Investor
   16676881          12.5         1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16676884         13.375        2.375            0.125               748              N                     No Ratio                      Purchase                  Investor
   16674216         13.25         1.875            0.125               732              N             No Income/Verified Asset              Purchase                  Investor
   16674317         12.875        1.875            0.125               755              N                  Stated Income               Cash Out Refinance             Investor
   16674500         12.875        1.875            0.125               647              N             No Income/Verified Asset              Purchase               Owner Occupied
   16673013         12.25         1.875            0.125               735              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16673017          13.5         1.875            0.125               629              N                     No Ratio                      Purchase               Owner Occupied
   16673029          13.5         1.875            0.125               692              N                     No Ratio                      Purchase                  Investor
   16673042          13.5         1.875            0.125               706              N                     No Ratio                      Purchase                  Investor
   16673045         13.625        1.875            0.125               661              N                       Full                        Purchase                  Investor
   16673071          13.5         1.875            0.125               692              N             No Income/Verified Asset              Purchase                  Investor
   16673094         13.375        1.875            0.125               740              N                  Stated/Stated                    Purchase                  Investor
   16673099         13.375        1.875            0.125               730              N                     No Ratio                      Purchase                Second Home
   16673115          13.5         1.875            0.125               648              N                     No Ratio                      Purchase               Owner Occupied
   16673118          13.5         1.875            0.125               633              N                     No Ratio                      Purchase                  Investor
   16674021         13.375        1.875            0.125               635              N                     No Ratio                      Purchase               Owner Occupied
   16674066         12.25         1.875            0.125               727              N                     No Ratio                      Purchase               Owner Occupied
   16672842           12          1.875            0.125               731              N                  Stated Income                    Purchase               Owner Occupied
   16674119         12.75         1.875            0.125               752              N                       Full                        Purchase               Owner Occupied
   16674136         13.75         0.795            0.125               669              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16674151         12.125        3.375            0.125               743              N                  Stated Income                    Purchase               Owner Occupied
   16672883         13.125        1.875            0.125               682              N                  Stated Income                    Purchase               Owner Occupied
   16672944         13.375        1.875            0.125               732              N                  Stated Income                    Purchase                  Investor
   16672653         12.875        1.875            0.125               683              N                 No Documentation                  Purchase               Owner Occupied
   16672744         12.125        1.875            0.125               737              N                     No Ratio                      Purchase                Second Home
   16672761         11.375        1.875            0.125               705              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16672659         12.75         1.875            0.125               799              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16672672         12.875        1.875            0.125               712              N                       Full                   Cash Out Refinance          Owner Occupied
   16672686           14          1.875            0.125               682              N                 No Documentation                  Purchase               Owner Occupied
   16672692          12.5         1.875            0.125               661              N             No Income/Verified Asset              Purchase               Owner Occupied
   16667430         13.375        1.875            0.125               680              N                     No Ratio                      Purchase                  Investor
   16667434         13.375        1.875            0.125               730              N                 No Documentation                  Purchase               Owner Occupied
   16670254         10.75         1.875            0.125               624              N                     No Ratio                      Purchase               Owner Occupied
   16670391         13.125        1.875            0.125                0               Y                       Full                        Purchase                Second Home
   16670396         11.75         1.875            0.125               727              N             No Income/Verified Asset              Purchase               Owner Occupied
   16670427         11.375        1.875            0.125               696              N                 No Documentation                  Purchase               Owner Occupied
   16670463         13.75         1.875            0.125               735              N                     No Ratio                      Purchase               Owner Occupied
   16670539         11.625        1.875            0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16670805         13.75          3.5             0.125               650              N                     No Ratio                      Purchase               Owner Occupied
   16670838         12.75         1.875            0.125               714              N                 No Documentation                  Purchase               Owner Occupied
   16670639         12.875        1.875            0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16670718           12          1.875            0.125               777              N                  Stated/Stated                    Purchase               Owner Occupied
   16670746           14          0.755            0.125               714              N                  Stated Income                    Purchase                  Investor
   16670750         14.375        0.685            0.125               708              N                     No Ratio                      Purchase                  Investor
   16670798         12.25         1.875            0.125               695              N                     No Ratio                      Purchase               Owner Occupied
   16672386         13.375        1.875            0.125               728              N             No Income/Verified Asset              Purchase                  Investor
   16672388         13.75         1.875            0.125               658              N                       Full                        Purchase               Owner Occupied
   16672406         12.625        1.875            0.125               760              N                     No Ratio                      Purchase               Owner Occupied
   16672414         12.375        1.875            0.125               711              N                  Stated Income                    Purchase                  Investor
   16672560         13.875        2.375            0.125               694              N                  Stated Income                    Purchase                  Investor
   16672565          14.5         0.955            0.125               754              N                     No Ratio                      Purchase                  Investor
   16667176         12.625        1.875            0.125               652              N                       Full                        Purchase               Owner Occupied
   16667181         14.75         1.005            0.125               784              N             No Income/Verified Asset              Purchase                  Investor
   16667229         12.875        1.875            0.125               655              N                  Stated Income                    Purchase               Owner Occupied
   16667232         11.875        1.875            0.125               646              N                 No Documentation             Cash Out Refinance           Second Home
   16667335           13          1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16667369         12.25         1.875            0.125               646              N                     No Ratio                      Purchase               Owner Occupied
   16667381         12.875        1.145            0.125               721              N                  Stated Income                    Purchase                Second Home
   16667406         12.75         1.875            0.125               704              N                  Stated Income                    Purchase                  Investor
   16667056         14.25         1.265            0.125               715              N                     No Ratio                      Purchase                  Investor
   16667064         14.375        0.915            0.125               715              N                     No Ratio                      Purchase                Second Home
   16667091         11.75         1.875            0.125               637              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16666795         12.375        1.875            0.125               674              N                  Stated Income                    Purchase                  Investor
   16666826         13.125        1.875            0.125               759              N                  Stated Income                    Purchase                  Investor
   16666829         12.75         1.875            0.125               674              N             No Income/Verified Asset              Purchase               Owner Occupied
   16666959         13.375        1.875            0.125               695              N                  Stated Income                    Purchase                  Investor
   16666971         13.25         1.875            0.125               649              N                  Stated Income               Cash Out Refinance             Investor
   16665550          13.5         1.875            0.125               655              N                  Stated Income               Cash Out Refinance             Investor
   16665555         12.75         1.875            0.125               701              N                  Stated Income                    Purchase                Second Home
   16665637         13.125        1.875            0.125               738              N                  Stated Income                    Purchase                  Investor
   16664071         14.75         0.725            0.125               646              N             No Income/Verified Asset              Purchase                  Investor
   16664078          12.5         1.875            0.125               697              N                  Stated Income                    Purchase               Owner Occupied
   16664091         12.25         1.875            0.125               648              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16665661         13.375        1.875            0.125               775              N                  Stated/Stated                    Purchase                  Investor
   16665702         14.625        1.055            0.125               788              N                  Stated Income                    Purchase                  Investor
   16664098         14.25         1.875            0.125               666              N                 No Documentation             Rate/Term Refinance            Investor
   16664132         10.25         1.875            0.125               775              N                       Full                        Purchase               Owner Occupied
   16665780         13.125        1.875            0.125               699              N                     No Ratio                      Purchase                  Investor
   16664182          12.5         1.875            0.125               627              N                       Full                        Purchase               Owner Occupied
   16664191           13          1.875            0.125               726              N                  Stated Income                    Purchase                Second Home
   16664205         13.375        0.695            0.125               651              N             No Income/Verified Asset              Purchase               Owner Occupied
   16664248         13.375        1.875            0.125                0               N             No Income/Verified Asset              Purchase               Owner Occupied
   16664308         12.875        1.875            0.125               622              N                  Stated/Stated                    Purchase               Owner Occupied
   16664318         12.625        1.875            0.125               682              N                  Stated Income                    Purchase               Owner Occupied
   16664341         12.125        1.875            0.125               683              N                  Stated Income                    Purchase               Owner Occupied
   16664344         12.375        1.875            0.125               744              N                       Full                        Purchase                  Investor
   16664363         11.75         1.875            0.125               667              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16664411         13.25         1.875            0.125               678              N                 No Documentation                  Purchase               Owner Occupied
   16664467         12.25         1.875            0.125               641              N                  Stated Income                    Purchase               Owner Occupied
   16664528         13.125        1.875            0.125               634              N             No Income/Verified Asset              Purchase               Owner Occupied
   16665896         13.375        1.875            0.125               696              N                     No Ratio                      Purchase                  Investor
   16662648         12.999        1.875            0.125               716              N                  Stated Income                    Purchase               Owner Occupied
   16663959         12.75         1.875            0.125               701              N                 No Documentation                  Purchase               Owner Occupied
   16662806         13.125        1.875            0.125               697              N                 No Documentation                  Purchase                  Investor
   16663753         13.25         1.875            0.125               683              N                 No Documentation                  Purchase                  Investor
   16663764         12.75         1.875            0.125               680              N                 No Documentation                  Purchase               Owner Occupied
   16663765         12.375         3.5             0.125               630              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16663771           12          1.875            0.125               678              N                  Stated Income                    Purchase               Owner Occupied
   16663782         14.125        2.125            0.125               682              N                  Stated Income                    Purchase                  Investor
   16663801         13.25         1.255            0.125               740              N                     No Ratio                      Purchase               Owner Occupied
   16663806           14          1.105            0.125               706              N                  Stated Income                    Purchase               Owner Occupied
   16663855         11.75         1.875            0.125               774              N                  Stated Income                    Purchase               Owner Occupied
   16662586           12          1.875            0.125               789              N                  Stated Income                    Purchase               Owner Occupied
   16662591         11.875        1.875            0.125               708              N                  Stated Income                    Purchase               Owner Occupied
   16662443         13.375        1.875            0.125               708              N                     No Ratio                      Purchase                  Investor
   16662462         12.875        1.875            0.125               669              N                  Stated Income                    Purchase               Owner Occupied
   16662523         13.25         1.875            0.125               727              N                  Stated Income                    Purchase                  Investor
   16662339         12.375        2.375            0.125               661              N                  Stated Income                    Purchase               Owner Occupied
   16662364         13.375        1.875            0.125               682              N                  Stated Income                    Purchase                  Investor
   16662368         13.25         1.875            0.125               698              N                  Stated Income                    Purchase                  Investor
   16661983         14.85           2              0.125               621              N                  Stated/Stated                    Purchase               Owner Occupied
   16661985         14.75         1.005            0.125               765              N             No Income/Verified Asset              Purchase                  Investor
   16662377          12.5         1.875            0.125               759              N             No Income/Verified Asset              Purchase               Owner Occupied
   16662396         13.25         1.875            0.125               703              N                  Stated Income                    Purchase                  Investor
   16662408         12.625        1.875            0.125               757              N                     No Ratio                      Purchase               Owner Occupied
   16662026         13.25         1.875            0.125               725              N                  Stated Income                    Purchase                  Investor
   16662053         13.25         1.875            0.125               744              N                     Limited                       Purchase                  Investor
   16662071         11.375        1.875            0.125               729              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16662103         13.125        1.065            0.125               734              N                  Stated Income                    Purchase                Second Home
   16662119         11.75         2.375            0.125               675              N                  Stated Income               Cash Out Refinance           Second Home
   16662175         10.875        1.875            0.125               710              N                 No Documentation                  Purchase               Owner Occupied
   16662177         11.75         1.875            0.125               712              N                       Full                        Purchase               Owner Occupied
   16662200         11.875        1.875            0.125               728              N                  Stated Income               Rate/Term Refinance          Second Home
   16662245         13.125        1.875            0.125               661              N                  Stated/Stated                    Purchase                  Investor
   16765178         12.25         1.875            0.125               656              N                     No Ratio                      Purchase               Owner Occupied
   16302059          12.5         1.875            0.125               640              N                  Stated Income                    Purchase               Owner Occupied
   16105854         12.25         1.875            0.125               640              N                       Full                        Purchase               Owner Occupied
   16196522         11.625        1.875            0.125               685              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16206192         12.25         1.875            0.125               664              N                       Full                        Purchase               Owner Occupied
   16224415         13.125        1.875            0.125               687              N                  Stated Income                    Purchase                  Investor
   16233941         10.625        2.375            0.125               681              N                       Full                        Purchase               Owner Occupied
   16239926         12.125        1.875            0.125               670              N                  Stated Income               Cash Out Refinance             Investor
   16242904         12.125        1.875            0.125               704              N                  Stated Income                    Purchase               Owner Occupied
   16243300         13.875        1.875            0.125               742              N                 No Documentation                  Purchase               Owner Occupied
   16243367          12.5         1.875            0.125               737              N                  Stated Income                    Purchase                Second Home
   16247927         12.375        1.875            0.125               706              N                  Stated Income                    Purchase               Owner Occupied
   16247968           12          1.875            0.125               726              N                  Stated Income                    Purchase               Owner Occupied
   16248334          13.5         1.875            0.125               680              N                  Stated Income                    Purchase                  Investor
   16248343          13.5         1.875            0.125               689              N                  Stated Income                    Purchase                  Investor
   16248350          13.5         1.875            0.125               680              N                  Stated Income                    Purchase                  Investor
   16248403          12.5         1.875            0.125               669              N                  Stated Income                    Purchase               Owner Occupied
   16295155         13.375        1.875            0.125               641              N                     No Ratio                      Purchase               Owner Occupied
   16295719         12.625        1.875            0.125               686              N             No Income/Verified Asset              Purchase                  Investor
   16300637         12.875        1.875            0.125               630              N                       Full                        Purchase               Owner Occupied
   16723865           12          1.875            0.125               623              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16728528           14          1.875            0.125               734              N                     No Ratio                      Purchase               Owner Occupied
   16300754         12.375        1.875            0.125               704              N                  Stated Income                    Purchase               Owner Occupied
   16301417         12.875        1.875            0.125               670              N                  Stated/Stated                    Purchase                  Investor
   16303744         12.25         1.875            0.125               767              N                  Stated Income                    Purchase               Owner Occupied
   16304045         12.75         1.875            0.125               712              N                  Stated Income                    Purchase               Owner Occupied
   16304110         12.375        1.875            0.125               717              N                 No Documentation                  Purchase               Owner Occupied
   16326336         12.125        1.875            0.125               747              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16326346         13.625        1.875            0.125               710              N                  Stated/Stated                    Purchase                  Investor
   16326823         12.875        1.875            0.125               694              N                 No Documentation                  Purchase               Owner Occupied
   16332070         13.625        1.875            0.125               717              N                  Stated Income                    Purchase                  Investor
   16335215           13          1.875            0.125               708              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16335593           13          1.875            0.125               688              N                  Stated Income                    Purchase                  Investor
   16303343         12.25         1.875            0.125               689              N                 No Documentation             Cash Out Refinance           Second Home
   16345992         13.125        1.875            0.125               736              N                  Stated Income                    Purchase                Second Home
   16346007         12.25         1.875            0.125               661              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16346159         13.75         1.875            0.125               724              N                  Stated Income                    Purchase                  Investor
   16346414         14.75         1.875            0.125               708              N                 No Documentation                  Purchase               Owner Occupied
   16347689          13.5         1.875            0.125               689              N                  Stated Income                    Purchase                  Investor
   16347787           12          1.875            0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16347810          12.5         1.875            0.125               685              N                  Stated Income                    Purchase               Owner Occupied
   16347811         13.75         2.375            0.125               689              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16347907         14.75         1.875            0.125               717              N                  Stated Income                    Purchase                  Investor
   16348024         13.75         1.875            0.125               712              N                     No Ratio                      Purchase                  Investor
   16348028         13.25         1.875            0.125               698              N                       Full                        Purchase                  Investor
   16349369         13.875        1.875            0.125               709              N                  Stated Income                    Purchase                  Investor
   16349821         13.125        1.875            0.125               635              N                     No Ratio                      Purchase                Second Home
   16358356         13.75         1.875            0.125               650              N                       Full                        Purchase                  Investor
   16359028         12.875        1.875            0.125               690              N                  Stated Income                    Purchase               Owner Occupied
   16359876         13.75         1.875            0.125               710              N             No Income/Verified Asset              Purchase                  Investor
   16361328          12.5         1.875            0.125               699              N                  Stated Income                    Purchase                  Investor
   16361532         12.875        1.875            0.125               697              N                  Stated Income                    Purchase                  Investor
   16365555           13          1.875            0.125               682              N                       Full                   Rate/Term Refinance         Owner Occupied
   16368252         13.25         1.875            0.125               691              N                     No Ratio                      Purchase               Owner Occupied
   16368308         12.375        1.875            0.125               685              N                  Stated Income                    Purchase               Owner Occupied
   16368470         13.375        1.875            0.125               688              N             No Income/Verified Asset              Purchase                Second Home
   16371816           13          1.875            0.125               674              N                  Stated/Stated                    Purchase                Second Home
   16372138         12.75         1.875            0.125               639              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16374862         12.875        1.875            0.125               647              N                  Stated Income                    Purchase               Owner Occupied
   16374893           14          1.875            0.125               695              N                  Stated/Stated                    Purchase                  Investor
   16376108         12.875        1.875            0.125               743              N             No Income/Verified Asset              Purchase               Owner Occupied
   16377310         12.125          2              0.125                0               N             No Income/Verified Asset              Purchase               Owner Occupied
   16377346         13.625        1.875            0.125               644              N                     No Ratio                 Cash Out Refinance             Investor
   16377407         13.875        1.875            0.125               759              N                  Stated Income                    Purchase                  Investor
   16382723           21          1.875            0.125               719              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16383174          12.5         1.875            0.125               694              N                  Stated Income                    Purchase               Owner Occupied
   16384019         12.25         1.875            0.125               734              N                  Stated Income                    Purchase                  Investor
   16387370         13.875        1.875            0.125               683              N                     No Ratio                      Purchase                  Investor
   16390212         13.25         1.875            0.125               691              N                 No Documentation                  Purchase               Owner Occupied
   16392577         13.125        1.875            0.125               674              N                  Stated/Stated                    Purchase                  Investor
   16395213          13.5         1.875            0.125               692              N                     No Ratio                      Purchase                  Investor
   16400897          13.5           2              0.125               655              N                 No Documentation                  Purchase               Owner Occupied
   16401917         13.125        1.875            0.125               678              N                 No Documentation                  Purchase               Owner Occupied
   16402108         12.875        1.875            0.125               742              N             No Income/Verified Asset              Purchase               Owner Occupied
   16402469         13.875        1.875            0.125               681              N                  Stated Income                    Purchase                  Investor
   16402788          12.5         1.875            0.125               737              N                  Stated Income                    Purchase                Second Home
   16403969         12.75         1.875            0.125               648              N                     No Ratio                      Purchase               Owner Occupied
   16404092          13.5         1.875            0.125                0               Y                  Stated Income                    Purchase                Second Home
   16404344         12.25         1.875            0.125               684              N                  Stated Income                    Purchase               Owner Occupied
   16405455           13          1.875            0.125               671              N                  Stated Income                    Purchase               Owner Occupied
   16405796         13.625        1.875            0.125               710              N                     No Ratio                      Purchase                  Investor
   16407032          13.5         1.875            0.125               632              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16407092         12.875        1.875            0.125               675              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16407228          13.5         1.875            0.125               794              N                  Stated Income                    Purchase                  Investor
   16407372         13.25         1.875            0.125               672              N                  Stated Income                    Purchase               Owner Occupied
   16419026         13.25         1.875            0.125                0               Y             No Income/Verified Asset              Purchase                Second Home
   16419553         13.625        1.875            0.125               648              N             No Income/Verified Asset              Purchase               Owner Occupied
   16419956         15.75         4.625            0.125               719              N                  Stated Income                    Purchase                  Investor
   16420134         13.375        1.875            0.125               733              N                 No Documentation                  Purchase               Owner Occupied
   16420151         12.75         1.875            0.125               705              N                     No Ratio                      Purchase               Owner Occupied
   16420253         11.375        1.875            0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16422696         13.625        1.875            0.125               721              N                  Stated Income                    Purchase                  Investor
   16422770         13.75         1.875            0.125               708              N                  Stated Income                    Purchase                  Investor
   16422975          12.5         3.375            0.125               638              N                  Stated Income                    Purchase               Owner Occupied
   16468103         12.75         1.875            0.125               670              N                     No Ratio                      Purchase               Owner Occupied
   16468109         13.375        1.875            0.125               676              N                     No Ratio                      Purchase                  Investor
   16468173         13.625        1.875            0.125               622              N                  Stated/Stated                    Purchase               Owner Occupied
   16468449         13.75         1.875            0.125               695              N                     No Ratio                      Purchase                  Investor
   16540116           21          1.875            0.125               698              N                     No Ratio                      Purchase               Owner Occupied
   16540452         13.625        1.875            0.125               759              N                  Stated/Stated                    Purchase                  Investor
   16543975         12.75         1.875            0.125               702              N                 No Documentation                  Purchase               Owner Occupied
   16544209         13.625        1.875            0.125               627              N                  Stated Income                    Purchase               Owner Occupied
   16544277         12.125        1.875            0.125               689              N                     No Ratio                      Purchase                  Investor
   16545027         13.375        1.875            0.125               694              N                  Stated/Stated                    Purchase                  Investor
   16545455           12          1.875            0.125               729              N                  Stated Income                    Purchase               Owner Occupied
   16546034          13.5         1.875            0.125               722              N                  Stated/Stated                    Purchase                  Investor
   16546280         13.875        1.875            0.125               629              N                  Stated Income                    Purchase               Owner Occupied
   16546416         13.75         1.875            0.125               692              N                     No Ratio                      Purchase                  Investor
   16549435         11.999        1.875            0.125               720              N                  Stated Income                    Purchase               Owner Occupied
   16549578         12.75         1.875            0.125               690              N                     No Ratio                      Purchase               Owner Occupied
   16549641         13.375        1.875            0.125               726              N                     No Ratio                      Purchase                  Investor
   16549850         13.25         1.875            0.125               706              N                     No Ratio                      Purchase                Second Home
   16549871          13.5         1.875            0.125               662              N                  Stated Income                    Purchase                  Investor
   16550027          12.5         1.875            0.125               735              N                  Stated Income                    Purchase                  Investor
   16550052         12.375        1.875            0.125               713              N                     No Ratio                      Purchase               Owner Occupied
   16551721          12.5         1.875            0.125               750              N                     No Ratio                      Purchase                  Investor
   16551997           13          1.875            0.125               764              N                  Stated Income                    Purchase                  Investor
   16552072         12.75         1.875            0.125               673              N                  Stated Income                    Purchase                  Investor
   16562480         12.875        1.875            0.125               630              N                  Stated Income                    Purchase               Owner Occupied
   16562543          13.5         1.875            0.125               769              N                  Stated Income                    Purchase                  Investor
   16562891         12.875        1.875            0.125               625              N                  Stated Income                    Purchase               Owner Occupied
   16563141         13.25         1.875            0.125               726              N                  Stated/Stated                    Purchase               Owner Occupied
   16563280         13.375        1.875            0.125                0               N             No Income/Verified Asset              Purchase               Owner Occupied
   16563285         13.125        1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16564618         12.625        1.875            0.125               766              N                  Stated Income                    Purchase                Second Home
   16564678         14.125          2              0.125               679              N                  Stated Income                    Purchase                  Investor
   16564741           13          1.875            0.125               685              N                  Stated Income                    Purchase               Owner Occupied
   16564762         13.375        1.875            0.125               707              N                     No Ratio                      Purchase                  Investor
   16564898         12.25         1.875            0.125               731              N                       Full                   Cash Out Refinance          Owner Occupied
   16564960         12.625        1.875            0.125               744              N                       Full                        Purchase                  Investor
   16567535         13.625         4.5             0.125               656              N                  Stated Income                    Purchase                  Investor
   16567666          13.5         1.875            0.125               751              N                  Stated Income                    Purchase                  Investor
   16567695           12          1.875            0.125               640              N                       Full                        Purchase                  Investor
   16567782         12.875        1.875            0.125               712              N                  Stated Income                    Purchase                  Investor
   16567846         11.875        1.875            0.125               674              N                  Stated Income                    Purchase               Owner Occupied
   16568802         12.625        1.875            0.125               680              N                     No Ratio                      Purchase               Owner Occupied
   16568949         13.625        1.875            0.125               654              N             No Income/Verified Asset              Purchase               Owner Occupied
   16569212          12.5         1.875            0.125               725              N                  Stated/Stated                    Purchase               Owner Occupied
   16570376         12.25         1.875            0.125               784              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16570470          12.5         1.875            0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16570472          12.5         1.875            0.125               763              N                 No Documentation                  Purchase               Owner Occupied
   16570619         13.125        1.875            0.125               650              N             No Income/Verified Asset              Purchase               Owner Occupied
   16570638          12.5         1.875            0.125               699              N                     No Ratio                      Purchase               Owner Occupied
   16570640           12          1.875            0.125               666              N                  Stated Income               Rate/Term Refinance            Investor
   16570695         13.375        1.875            0.125               632              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16570750          12.5         1.875            0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16571493         13.125        1.875            0.125               765              N                     No Ratio                      Purchase                Second Home
   16571519         13.375        1.875            0.125               742              N                  Stated Income                    Purchase               Owner Occupied
   16571618         13.375        1.875            0.125               696              N                     No Ratio                 Rate/Term Refinance            Investor
   16571631          12.5         1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16571651         11.25         1.875            0.125               746              N                     No Ratio                      Purchase               Owner Occupied
   16571679         13.375        1.875            0.125               698              N                  Stated Income                    Purchase                  Investor
   16571694         12.875        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16571719         12.75         1.875            0.125               684              N                     No Ratio                 Cash Out Refinance             Investor
   16571851         13.375        1.875            0.125               721              N                  Stated Income                    Purchase                  Investor
   16572006         12.875        1.875            0.125               703              N                  Stated Income                    Purchase                  Investor
   16572026          13.5         1.875            0.125               656              N                       Full                        Purchase               Owner Occupied
   16572029         13.375        1.875            0.125               689              N                  Stated Income                    Purchase                  Investor
   16572106         12.625        1.875            0.125               703              N                  Stated/Stated                    Purchase               Owner Occupied
   16574892          11.5         1.875            0.125               714              N                  Stated Income                    Purchase               Owner Occupied
   16574917         13.125        1.875            0.125                0               Y                  Stated Income                    Purchase                Second Home
   16575309         13.375        1.875            0.125               769              N                     No Ratio                      Purchase                  Investor
   16585457         12.875        1.875            0.125               695              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16585543         12.75         1.875            0.125               697              N                     No Ratio                      Purchase                  Investor
   16585547         12.75         1.875            0.125               697              N                     No Ratio                      Purchase                  Investor
   16585555          13.5         1.875            0.125               638              N                     No Ratio                      Purchase               Owner Occupied
   16585642         13.125        1.875            0.125               683              N                  Stated Income                    Purchase               Owner Occupied
   16585670         13.375        1.875            0.125               694              N                  Stated Income                    Purchase                  Investor
   16585675         13.375        1.875            0.125               694              N                  Stated Income                    Purchase                  Investor
   16585677         13.375        1.875            0.125               694              N                  Stated Income                    Purchase                  Investor
   16585679         12.25         1.875            0.125               704              N                  Stated Income                    Purchase                  Investor
   16585738         12.125        1.875            0.125               720              N                  Stated Income                    Purchase                  Investor
   16585759         13.375        1.875            0.125               667              N                       Full                        Purchase                  Investor
   16585770         13.375        1.875            0.125               711              N                  Stated Income                    Purchase                  Investor
   16586050         12.75         1.875            0.125               717              N                     No Ratio                      Purchase                  Investor
   16586052         13.125        1.875            0.125               695              N                  Stated/Stated                    Purchase                  Investor
   16586139           12          1.875            0.125               717              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16591096          13.5         1.875            0.125               731              N                  Stated Income                    Purchase                  Investor
   16591098         13.375        1.875            0.125               620              N                     No Ratio                      Purchase               Owner Occupied
   16591291         11.875        1.875            0.125               729              N                     No Ratio                      Purchase               Owner Occupied
   16591345           13          1.875            0.125               770              N                  Stated Income                    Purchase                  Investor
   16591369         11.625        1.875            0.125               719              N                  Stated Income                    Purchase                  Investor
   16591381         12.75         1.875            0.125               649              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16591407          11.5         1.875            0.125               688              N                     No Ratio                      Purchase               Owner Occupied
   16591408         13.375        1.875            0.125               716              N                       Full                        Purchase                  Investor
   16591461         13.25         1.875            0.125               743              N             No Income/Verified Asset              Purchase                  Investor
   16591586         12.625        1.875            0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16591590         12.75         1.875            0.125               671              N                  Stated Income                    Purchase                  Investor
   16594788         12.75         1.875            0.125               676              N                  Stated Income                    Purchase                  Investor
   16594802         12.875        1.875            0.125               620              N                       Full                        Purchase               Owner Occupied
   16594808         12.875        1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16594871         11.75         1.875            0.125               733              N                     No Ratio                      Purchase               Owner Occupied
   16595002         13.375        1.875            0.125               683              N                No Income/No Asset                 Purchase               Owner Occupied
   16595007         13.25         1.875            0.125               755              N                     No Ratio                      Purchase               Owner Occupied
   16595092         13.25         1.875            0.125               657              N                     No Ratio                      Purchase                  Investor
   16595212         12.25         1.875            0.125               706              N             No Income/Verified Asset              Purchase               Owner Occupied
   16595229          13.5         1.875            0.125               742              N                  Stated Income                    Purchase                  Investor
   16595242         12.875        1.875            0.125               712              N                     No Ratio                      Purchase                  Investor
   16595266         13.75         1.875            0.125               748              N                  Stated Income                    Purchase                  Investor
   16595276         13.75         1.875            0.125               740              N                  Stated Income                    Purchase                  Investor
   16595310         13.75         3.125            0.125               748              N                  Stated Income                    Purchase                  Investor
   16595328         12.75         1.875            0.125               620              N                  Stated/Stated                    Purchase               Owner Occupied
   16595346         13.125        1.875            0.125               685              N                  Stated/Stated               Cash Out Refinance             Investor
   16595352         13.125        1.875            0.125               770              N                     No Ratio                      Purchase                  Investor
   16595367         13.125        1.875            0.125               742              N                     No Ratio                      Purchase               Owner Occupied
   16595392         12.25         1.875            0.125               654              N                     No Ratio                      Purchase               Owner Occupied
   16595462         13.375        1.875            0.125               706              N                     No Ratio                      Purchase               Owner Occupied
   16595488         13.375        1.875            0.125               703              N                  Stated/Stated                    Purchase                  Investor
   16596203         11.875        1.875            0.125               784              N                       Full                        Purchase               Owner Occupied
   16596264         13.125        1.875            0.125               680              N             No Income/Verified Asset              Purchase                  Investor
   16596269         12.75         1.875            0.125               688              N             No Income/Verified Asset              Purchase               Owner Occupied
   16596301         11.999        1.875            0.125               687              N                     No Ratio                      Purchase               Owner Occupied
   16596304         12.25         1.875            0.125               687              N                 No Documentation                  Purchase               Owner Occupied
   16596462         12.875        1.875            0.125               692              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16596477         13.375        1.875            0.125               694              N                     No Ratio                      Purchase                  Investor
   16596480         13.375        1.875            0.125               728              N                  Stated Income                    Purchase                  Investor
   16596595         12.375        1.875            0.125               659              N                  Stated Income                    Purchase                Second Home
   16596597          13.5         1.875            0.125               664              N                 No Documentation             Cash Out Refinance             Investor
   16596808         13.375        1.875            0.125               629              N                  Stated Income                    Purchase               Owner Occupied
   16596832         13.375        1.875            0.125               628              N                     No Ratio                 Cash Out Refinance             Investor
   16597200         10.875        1.875            0.125               785              N                  Stated Income                    Purchase               Owner Occupied
   16597247         12.875        1.875            0.125               666              N                  Stated Income                    Purchase               Owner Occupied
   16597288         13.25         1.875            0.125               650              N                  Stated Income                    Purchase               Owner Occupied
   16597378         13.25         1.875            0.125               649              N                  Stated Income                    Purchase               Owner Occupied
   16597462          12.5         1.875            0.125               661              N                  Stated/Stated                    Purchase               Owner Occupied
   16597467         12.875        1.875            0.125               712              N                  Stated Income                    Purchase                  Investor
   16597536         12.25         1.875            0.125               702              N                     No Ratio                      Purchase               Owner Occupied
   16597584         13.375        1.875            0.125               768              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16597623         12.875        1.875            0.125               647              N                 No Documentation             Cash Out Refinance             Investor
   16597717         13.125        1.875            0.125               742              N                  Stated Income                    Purchase                  Investor
   16597810           13          1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16599364         11.625        1.875            0.125               720              N                     No Ratio                      Purchase               Owner Occupied
   16599602         13.25         1.875            0.125               664              N                  Stated Income                    Purchase                  Investor
   16599721         12.875        1.875            0.125               630              N                     No Ratio                      Purchase               Owner Occupied
   16599768         13.625        1.875            0.125               687              N                  Stated Income                    Purchase                  Investor
   16599820          12.5         1.875            0.125               647              N                       Full                        Purchase               Owner Occupied
   16599867         12.125        1.875            0.125               802              N                  Stated/Stated                    Purchase               Owner Occupied
   16599889         12.625        1.875            0.125               787              N                 No Documentation                  Purchase               Owner Occupied
   16600026         12.875        1.875            0.125               726              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16600029          13.5         1.875            0.125               680              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16600934         12.875        1.875            0.125               654              N                       Full                   Cash Out Refinance          Owner Occupied
   16600964         13.375        1.875            0.125               751              N                       Full                        Purchase                  Investor
   16601070         12.875        1.875            0.125               693              N                  Stated Income                    Purchase                  Investor
   16601100         13.25         1.875            0.125               684              N                  Stated/Stated                    Purchase                  Investor
   16601108         13.25         1.875            0.125               684              N                  Stated/Stated                    Purchase                  Investor
   16601122         12.625        1.875            0.125               740              N                 No Documentation                  Purchase               Owner Occupied
   16601199         13.375        1.875            0.125               650              N             No Income/Verified Asset              Purchase               Owner Occupied
   16601215         12.625        1.875            0.125               660              N                  Stated/Stated                    Purchase                  Investor
   16601232          12.5         1.875            0.125               654              N                 No Documentation                  Purchase                  Investor
   16601234          12.5         1.875            0.125               654              N                 No Documentation                  Purchase                  Investor
   16601236          12.5         1.875            0.125               647              N                 No Documentation                  Purchase                  Investor
   16601239          12.5         1.875            0.125               647              N                 No Documentation                  Purchase                  Investor
   16601371          12.5         1.875            0.125               784              N             No Income/Verified Asset              Purchase                  Investor
   16602651           14          1.875            0.125               689              N                  Stated Income                    Purchase                  Investor
   16602667         13.375        1.875            0.125               702              N                     No Ratio                      Purchase                  Investor
   16602694           13          1.875            0.125               685              N                     No Ratio                      Purchase               Owner Occupied
   16602696         12.875        1.875            0.125               706              N                  Stated Income                    Purchase                  Investor
   16602699          13.5         1.875            0.125               746              N                  Stated Income                    Purchase                  Investor
   16602715         12.375        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16602767          13.5         1.875            0.125               658              N                 No Documentation                  Purchase                  Investor
   16602964         12.375        1.875            0.125               677              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16602992         12.75         1.875            0.125               656              N                  Stated/Stated                    Purchase               Owner Occupied
   16603811         12.875        1.875            0.125               722              N                 No Documentation                  Purchase                Second Home
   16603835         13.375        1.875            0.125               690              N                     No Ratio                 Cash Out Refinance             Investor
   16603846         11.625        1.875            0.125               718              N             No Income/Verified Asset              Purchase               Owner Occupied
   16603857         12.625        1.875            0.125               669              N                     No Ratio                      Purchase                  Investor
   16603861         12.75         1.875            0.125               686              N                  Stated/Stated                    Purchase                  Investor
   16604113         12.625        1.875            0.125               725              N                  Stated/Stated                    Purchase                Second Home
   16604139         13.125        1.875            0.125               698              N                     No Ratio                      Purchase                  Investor
   16604170          13.5         1.875            0.125                0               Y                 No Documentation                  Purchase                Second Home
   16604177           12          1.875            0.125               668              N             No Income/Verified Asset              Purchase               Owner Occupied
   16604189          13.5         1.875            0.125               769              N                  Stated/Stated                    Purchase                  Investor
   16604267         13.625        1.875            0.125               687              N                       Full                        Purchase                  Investor
   16604377         12.375        1.875            0.125               744              N             No Income/Verified Asset              Purchase               Owner Occupied
   16604441         11.875        1.875            0.125               699              N                       Full                        Purchase               Owner Occupied
   16604474           13          1.875            0.125               709              N                  Stated Income                    Purchase                  Investor
   16604520         11.875        1.875            0.125               685              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16604531         13.375        1.875            0.125               644              N                     No Ratio                      Purchase               Owner Occupied
   16604560         13.625        1.875            0.125               719              N                  Stated Income                    Purchase                  Investor
   16604566          13.5         1.875            0.125               680              N                     No Ratio                      Purchase                  Investor
   16604575         12.875        1.875            0.125               728              N                  Stated Income                    Purchase                  Investor
   16604581          14.5         1.875            0.125               690              N                  Stated Income                    Purchase                  Investor
   16605687         12.625        1.875            0.125               709              N                  Stated Income               Cash Out Refinance           Second Home
   16605688          12.5         1.875            0.125               722              N             No Income/Verified Asset              Purchase               Owner Occupied
   16605696           13          1.875            0.125               680              N             No Income/Verified Asset              Purchase                  Investor
   16605715         13.375        1.875            0.125               656              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   16605716           13          1.875            0.125               680              N             No Income/Verified Asset              Purchase                  Investor
   16605719           13          1.875            0.125               680              N             No Income/Verified Asset              Purchase                  Investor
   16605722         12.125        1.875            0.125               685              N                     Limited                       Purchase                  Investor
   16605799         12.875        1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16605825         12.625        1.875            0.125               680              N                  Stated Income                    Purchase               Owner Occupied
   16605848         11.875        1.875            0.125               737              N                     No Ratio                      Purchase               Owner Occupied
   16605883         12.25         1.875            0.125               686              N                  Stated Income                    Purchase                  Investor
   16605968         14.125        2.375            0.125               746              N                  Stated Income                    Purchase                Second Home
   16605983         13.125        1.875            0.125               643              N                     No Ratio                      Purchase               Owner Occupied
   16606003         12.25         1.875            0.125               686              N                  Stated Income                    Purchase                  Investor
   16606039         13.375        1.875            0.125               677              N                  Stated/Stated                    Purchase               Owner Occupied
   16606107           13          1.875            0.125               733              N             No Income/Verified Asset              Purchase               Owner Occupied
   16606171         11.375        1.875            0.125               670              N                     No Ratio                      Purchase                  Investor
   16609631         13.25         1.875            0.125               724              N             No Income/Verified Asset              Purchase               Owner Occupied
   16609657         13.375        1.875            0.125               685              N                  Stated Income                    Purchase                  Investor
   16609691         13.125        1.875            0.125               680              N                  Stated Income                    Purchase                  Investor
   16609766           13          1.875            0.125               667              N                 No Documentation                  Purchase               Owner Occupied
   16609773         13.375        1.875            0.125               709              N                  Stated Income               Rate/Term Refinance            Investor
   16609778         13.25         1.875            0.125               703              N                     No Ratio                 Cash Out Refinance             Investor
   16609791         12.625        1.875            0.125               687              N                     No Ratio                 Cash Out Refinance             Investor
   16609825         12.25         1.875            0.125               711              N                  Stated Income                    Purchase               Owner Occupied
   16609928         13.375        1.875            0.125               687              N                     No Ratio                      Purchase                  Investor
   16609950         13.375        1.875            0.125               633              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16610033         13.25         1.875            0.125               765              N                     No Ratio                      Purchase                  Investor
   16610106         13.375        1.875            0.125               709              N                  Stated Income               Cash Out Refinance             Investor
   16610144         13.375        1.875            0.125               709              N                     No Ratio                      Purchase                  Investor
   16610163         12.875        1.875            0.125               722              N                     No Ratio                      Purchase                  Investor
   16610209         13.125        1.875            0.125               733              N                  Stated Income                    Purchase                Second Home
   16610234         13.375        1.875            0.125               727              N                 No Documentation                  Purchase               Owner Occupied
   16610259         13.375        1.875            0.125               712              N             No Income/Verified Asset              Purchase                  Investor
   16611217         11.375        1.875            0.125               718              N                       Full                        Purchase               Owner Occupied
   16611273         12.875        1.875            0.125               670              N                       Full                        Purchase               Owner Occupied
   16611289         12.875        1.875            0.125               672              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16611353         13.25         1.875            0.125               750              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16611374          12.5         1.875            0.125               676              N                  Stated Income                    Purchase               Owner Occupied
   16611406          12.5         1.875            0.125               669              N                  Stated Income                    Purchase               Owner Occupied
   16611420           13          1.875            0.125               756              N                  Stated Income               Rate/Term Refinance            Investor
   16611435         13.125        1.875            0.125               745              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16611453         12.375        1.875            0.125               645              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16611513         11.875        1.875            0.125               658              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16611538         13.25         1.875            0.125               682              N             No Income/Verified Asset              Purchase                  Investor
   16611556         12.75         1.875            0.125               719              N                No Income/No Asset                 Purchase               Owner Occupied
   16611620         13.25         1.875            0.125               703              N                  Stated Income                    Purchase                  Investor
   16611631         13.25         1.875            0.125               703              N                  Stated Income                    Purchase                  Investor
   16611635         12.875        1.875            0.125               707              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16611638           13          1.875            0.125               655              N             No Income/Verified Asset              Purchase               Owner Occupied
   16611723           13          1.875            0.125               794              N                  Stated Income                    Purchase                  Investor
   16611813         12.375        1.875            0.125               632              N                  Stated Income                    Purchase               Owner Occupied
   16611939         12.625        1.875            0.125               686              N                 No Documentation                  Purchase               Owner Occupied
   16612612           13          1.875            0.125               682              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16612616          13.5         1.875            0.125               684              N                     No Ratio                      Purchase               Owner Occupied
   16612661         12.75         1.875            0.125               643              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16612679         13.375        1.875            0.125               725              N                     No Ratio                      Purchase                  Investor
   16612685         11.375        1.875            0.125               740              N                  Stated Income                    Purchase               Owner Occupied
   16612771         12.875        1.875            0.125               664              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16612833          12.5         1.875            0.125               702              N                  Stated Income                    Purchase                  Investor
   16612853           13          1.875            0.125               641              N                     No Ratio                      Purchase               Owner Occupied
   16612856         11.25         1.875            0.125               710              N                     No Ratio                      Purchase               Owner Occupied
   16612866         14.375        1.875            0.125               724              N                     No Ratio                      Purchase                  Investor
   16612868         13.375        1.875            0.125               780              N                  Stated Income                    Purchase                  Investor
   16612908         12.75         1.875            0.125               665              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16612951         12.875        1.875            0.125               692              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16612952         12.875        1.875            0.125               696              N                  Stated Income                    Purchase                  Investor
   16613017         13.375        1.875            0.125               739              N                  Stated Income                    Purchase                  Investor
   16613018          13.5         1.875            0.125               638              N                  Stated/Stated                    Purchase               Owner Occupied
   16613033         13.375        1.875            0.125               779              N                     No Ratio                      Purchase                  Investor
   16613035           13          1.875            0.125               724              N                 No Documentation                  Purchase               Owner Occupied
   16613040         13.375        1.875            0.125               624              N             No Income/Verified Asset              Purchase               Owner Occupied
   16613057         11.875        1.875            0.125               734              N                  Stated Income                    Purchase                  Investor
   16613131           13          1.875            0.125               808              N                  Stated Income                    Purchase                  Investor
   16613236         12.875        1.875            0.125               711              N                  Stated/Stated               Cash Out Refinance             Investor
   16613240         12.875        1.875            0.125               693              N                  Stated/Stated               Cash Out Refinance             Investor
   16613291         12.875        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16613296         13.375        1.875            0.125               651              N             No Income/Verified Asset              Purchase               Owner Occupied
   16615953          14.5         0.605            0.125               662              N             No Income/Verified Asset              Purchase                Second Home
   16616030         11.75         1.875            0.125               794              N                     No Ratio                      Purchase               Owner Occupied
   16616035         13.375        1.875            0.125               705              N                  Stated Income                    Purchase                  Investor
   16616066         11.875        1.875            0.125               653              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16616220         13.375        1.875            0.125               733              N                  Stated/Stated                    Purchase                  Investor
   16616256         11.625        1.875            0.125               719              N                  Stated Income                    Purchase               Owner Occupied
   16616266         12.875        1.875            0.125               679              N                  Stated Income                    Purchase               Owner Occupied
   16616324          12.5         1.875            0.125               663              N                     No Ratio                      Purchase                  Investor
   16616475         12.875        1.875            0.125               715              N             No Income/Verified Asset              Purchase                  Investor
   16616526         12.999        1.875            0.125               687              N                     No Ratio                      Purchase                  Investor
   16616557         13.375        1.875            0.125               765              N                     No Ratio                      Purchase                  Investor
   16616558         13.375        1.875            0.125               759              N                     No Ratio                      Purchase                  Investor
   16628724         13.25         1.875            0.125               703              N                     No Ratio                 Cash Out Refinance             Investor
   16628772         13.125        1.875            0.125               740              N                  Stated Income                    Purchase                  Investor
   16628959           12          1.875            0.125               723              N                  Stated Income                    Purchase               Owner Occupied
   16629171         13.125        1.875            0.125               655              N                  Stated Income                    Purchase                  Investor
   16629193         12.75         1.875            0.125               698              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16629260         12.875        1.875            0.125               692              N                  Stated Income                    Purchase                  Investor
   16629264         12.75         1.875            0.125               684              N                     No Ratio                      Purchase                  Investor
   16632257         13.375        1.875            0.125               653              N             No Income/Verified Asset              Purchase                  Investor
   16632320         12.625        1.875            0.125               662              N                     No Ratio                      Purchase               Owner Occupied
   16632339         13.875        1.875            0.125               659              N                     No Ratio                      Purchase               Owner Occupied
   16632343         13.75         1.875            0.125               685              N             No Income/Verified Asset              Purchase                  Investor
   16632358         13.25         1.875            0.125               661              N                       Full                        Purchase                  Investor
   16632362          12.5         2.375            0.125                0               Y                       Full                   Cash Out Refinance             Investor
   16632409         13.375        1.875            0.125               713              N                     No Ratio                      Purchase                  Investor
   16632462         13.875        1.875            0.125               650              N             No Income/Verified Asset              Purchase               Owner Occupied
   16632476         13.125        1.875            0.125               712              N                  Stated Income                    Purchase                  Investor
   16632502         11.875        1.875            0.125               704              N                       Full                        Purchase               Owner Occupied
   16632551         13.25         1.875            0.125               630              N                     No Ratio                      Purchase               Owner Occupied
   16632622         11.875        1.875            0.125               748              N                  Stated Income                    Purchase               Owner Occupied
   16632663          13.5         1.875            0.125               675              N                     No Ratio                      Purchase               Owner Occupied
   16632841         12.625        1.875            0.125               722              N             No Income/Verified Asset              Purchase                  Investor
   16633021           13          1.875            0.125               700              N                  Stated Income                    Purchase               Owner Occupied
   16633074         12.75         1.875            0.125               663              N                       Full                   Cash Out Refinance          Owner Occupied
   16633103         12.25         1.875            0.125               746              N                     No Ratio                      Purchase               Owner Occupied
   16634181          12.5         1.875            0.125               644              N                  Stated Income                    Purchase               Owner Occupied
   16634182          12.5         1.875            0.125               649              N             No Income/Verified Asset              Purchase               Owner Occupied
   16634229         13.375        1.875            0.125               623              N                     No Ratio                      Purchase               Owner Occupied
   16634261         12.875        1.875            0.125               666              N                 No Documentation             Cash Out Refinance             Investor
   16634266          13.5         1.875            0.125               668              N                  Stated Income                    Purchase               Owner Occupied
   16634316         13.375        1.875            0.125               681              N                  Stated/Stated                    Purchase                  Investor
   16634323         12.625        1.875            0.125               689              N                  Stated/Stated                    Purchase               Owner Occupied
   16634446         13.375        1.875            0.125               691              N                  Stated Income                    Purchase                  Investor
   16634547         12.625        1.875            0.125               691              N                  Stated Income                    Purchase                  Investor
   16634600         13.375        1.875            0.125                0               N                 No Documentation                  Purchase                Second Home
   16634694         12.25         1.875            0.125               648              N                 No Documentation                  Purchase               Owner Occupied
   16638204         12.625        1.875            0.125               684              N                  Stated Income                    Purchase                  Investor
   16638294         13.875        1.875            0.125               638              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16638316         13.625        1.205            0.125               731              N                     No Ratio                      Purchase                  Investor
   16638341           13          1.875            0.125               635              N                     No Ratio                      Purchase               Owner Occupied
   16638389         11.875        1.875            0.125               706              N             No Income/Verified Asset              Purchase               Owner Occupied
   16638393         12.375        1.875            0.125               712              N                  Stated Income                    Purchase                  Investor
   16638452         12.875        1.875            0.125               692              N             No Income/Verified Asset              Purchase                  Investor
   16638460         11.625        1.875            0.125               678              N                  Stated Income                    Purchase               Owner Occupied
   16638468         12.75         1.875            0.125               654              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16638490         13.125        1.875            0.125               756              N                  Stated Income                    Purchase               Owner Occupied
   16638510         11.125        1.875            0.125               667              N                  Stated Income                    Purchase               Owner Occupied
   16638518           13          1.875            0.125               709              N                  Stated Income                    Purchase                  Investor
   16638522          11.5         1.875            0.125               697              N                 No Documentation                  Purchase               Owner Occupied
   16638546         13.125        1.875            0.125               647              N             No Income/Verified Asset              Purchase               Owner Occupied
   16638571         13.25         1.875            0.125               757              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16638676         11.75         1.875            0.125               646              N                     No Ratio                      Purchase               Owner Occupied
   16638682         12.625        1.875            0.125               705              N                  Stated Income                    Purchase                  Investor
   16638688         12.375        1.875            0.125               706              N                     No Ratio                      Purchase               Owner Occupied
   16638707         13.375        1.875            0.125               699              N                     No Ratio                      Purchase                  Investor
   16638729         13.375        1.875            0.125               737              N                  Stated/Stated                    Purchase               Owner Occupied
   16638730         13.625        1.875            0.125               719              N             No Income/Verified Asset              Purchase                  Investor
   16638734         12.625        1.875            0.125               742              N                  Stated Income                    Purchase                  Investor
   16638827         12.25         1.875            0.125               736              N                     No Ratio                      Purchase               Owner Occupied
   16638841         13.375        1.875            0.125               695              N                 No Documentation                  Purchase                  Investor
   16638844         12.375        1.875            0.125               697              N                     No Ratio                      Purchase               Owner Occupied
   16638863         12.875        1.875            0.125               808              N                  Stated Income                    Purchase               Owner Occupied
   16638935         13.375        1.875            0.125               718              N             No Income/Verified Asset              Purchase                  Investor
   16638943         13.125        1.875            0.125               684              N                     No Ratio                      Purchase                  Investor
   16638945         13.125        1.875            0.125               728              N             No Income/Verified Asset              Purchase                  Investor
   16640647         12.625        1.875            0.125               685              N                  Stated Income                    Purchase                  Investor
   16640684         13.375        1.875            0.125               698              N                  Stated Income                    Purchase               Owner Occupied
   16640718         13.375        1.875            0.125               723              N                  Stated Income               Cash Out Refinance             Investor
   16640730         12.75         1.875            0.125               716              N                 No Documentation                  Purchase               Owner Occupied
   16640735          12.5         1.875            0.125               687              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16640766         13.375        1.875            0.125               625              N             No Income/Verified Asset              Purchase               Owner Occupied
   16640768         13.875        1.875            0.125               638              N                       Full                        Purchase                  Investor
   16640777         13.25         1.875            0.125               681              N                       Full                        Purchase                  Investor
   16640796         10.875        1.875            0.125               746              N                     No Ratio                      Purchase               Owner Occupied
   16640802          12.5         1.875            0.125               622              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16640841          12.5         1.875            0.125               749              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16640856         13.375        1.875            0.125               741              N                  Stated Income                    Purchase                  Investor
   16640935         13.25         1.875            0.125               691              N             No Income/Verified Asset              Purchase               Owner Occupied
   16640995         13.75         1.875            0.125               660              N                     No Ratio                      Purchase               Owner Occupied
   16641005         13.375        1.875            0.125               673              N             No Income/Verified Asset              Purchase               Owner Occupied
   16641017           13          1.875            0.125               661              N                     No Ratio                      Purchase               Owner Occupied
   16641034         13.25         1.875            0.125               686              N                     No Ratio                 Cash Out Refinance             Investor
   16641093         13.25         1.875            0.125               686              N                     No Ratio                 Cash Out Refinance             Investor
   16641130          12.5         1.875            0.125               709              N                  Stated Income                    Purchase               Owner Occupied
   16641143         13.375        1.875            0.125               655              N                  Stated/Stated                    Purchase               Owner Occupied
   16641146         12.375        1.875            0.125               689              N                     No Ratio                      Purchase               Owner Occupied
   16641161         12.75         1.875            0.125               672              N                  Stated Income                    Purchase               Owner Occupied
   16641167         13.375        1.875            0.125               650              N                       Full                        Purchase                  Investor
   16641179         13.375        1.875            0.125                0               N                  Stated/Stated                    Purchase               Owner Occupied
   16641185         13.875        1.875            0.125               629              N                     No Ratio                      Purchase               Owner Occupied
   16641252           13          1.875            0.125               633              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16641326         12.875        1.875            0.125               685              N                     No Ratio                      Purchase                  Investor
   16643550         12.625        1.875            0.125               739              N                  Stated/Stated                    Purchase                  Investor
   16643593         13.375        1.875            0.125               622              N                     No Ratio                      Purchase               Owner Occupied
   16643620          12.5         1.875            0.125               794              N                 No Documentation                  Purchase               Owner Occupied
   16643662          12.5         1.875            0.125               691              N                  Stated Income                    Purchase                  Investor
   16643666          12.5         1.875            0.125               691              N                  Stated Income                    Purchase                  Investor
   16643671         12.875        1.875            0.125               712              N                  Stated Income                    Purchase                  Investor
   16643675           13          1.875            0.125               685              N                  Stated Income                    Purchase                  Investor
   16643748           14          1.875            0.125               689              N                  Stated Income               Cash Out Refinance             Investor
   16643850         12.875        1.875            0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16643890          13.5         1.225            0.125               781              N                       Full                        Purchase                  Investor
   16643988         13.375        1.875            0.125               649              N                     No Ratio                      Purchase                  Investor
   16644035         13.625        1.875            0.125               669              N             No Income/Verified Asset              Purchase               Owner Occupied
   16644127          13.5         1.875            0.125               681              N             No Income/Verified Asset              Purchase                Second Home
   16644228         13.125        1.875            0.125               699              N                     No Ratio                      Purchase                  Investor
   16645951           13          1.875            0.125               624              N                     No Ratio                      Purchase               Owner Occupied
   16645955         12.375        1.875            0.125               699              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16646012           13          1.875            0.125               629              N                  Stated Income                    Purchase               Owner Occupied
   16646022           13          1.875            0.125               765              N                       Full                   Rate/Term Refinance         Owner Occupied
   16646048         12.875        1.875            0.125               677              N                     No Ratio                      Purchase               Owner Occupied
   16646104         12.75         1.875            0.125               627              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16646145         12.375        1.875            0.125               740              N                  Stated/Stated                    Purchase                  Investor
   16646189         14.375        1.295            0.125               708              N                  Stated Income                    Purchase                  Investor
   16646275         13.375        1.875            0.125                0               N                No Income/No Asset                 Purchase                Second Home
   16646301         13.375        1.875            0.125               665              N             No Income/Verified Asset              Purchase               Owner Occupied
   16646365         13.375        1.875            0.125               627              N                  Stated Income                    Purchase               Owner Occupied
   16646414         12.999        1.875            0.125               673              N                     No Ratio                      Purchase               Owner Occupied
   16646461         12.25         1.875            0.125               702              N                  Stated Income                    Purchase                Second Home
   16646496         13.25         1.875            0.125               729              N                     No Ratio                      Purchase                  Investor
   16646509         13.25         1.875            0.125               729              N                     No Ratio                      Purchase                  Investor
   16646510         13.25         1.875            0.125               623              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   16646527         13.375        1.875            0.125               682              N                     No Ratio                      Purchase                  Investor
   16646558         13.75         1.875            0.125               702              N                  Stated Income                    Purchase                  Investor
   16646566         13.25         1.875            0.125               683              N                  Stated/Stated                    Purchase                  Investor
   16646574         13.75         1.875            0.125               637              N             No Income/Verified Asset              Purchase               Owner Occupied
   16646588         13.375        1.875            0.125               651              N                     No Ratio                      Purchase               Owner Occupied
   16646624         12.45         4.615            0.125               627              N                     Limited                  Cash Out Refinance          Owner Occupied
   16646625         13.625        1.875            0.125               641              N                     No Ratio                      Purchase                  Investor
   16646637         13.75         1.875            0.125               642              N                     No Ratio                      Purchase               Owner Occupied
   16646649          15.5         2.375            0.125               702              N                  Stated/Stated                    Purchase               Owner Occupied
   16646666         13.875        1.875            0.125               632              N                     No Ratio                      Purchase               Owner Occupied
   16648328           14          1.875            0.125               698              N                  Stated Income               Cash Out Refinance             Investor
   16648333         10.999        1.875            0.125               705              N                     No Ratio                      Purchase               Owner Occupied
   16648446           13          2.375            0.125               663              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16648478         15.125        0.685            0.125               708              N                     No Ratio                      Purchase                  Investor
   16648486          11.5         1.875            0.125               699              N                       Full                        Purchase               Owner Occupied
   16648489           13          1.875            0.125               636              N                  Stated Income                    Purchase               Owner Occupied
   16648490         13.375        1.875            0.125               651              N                  Stated Income                    Purchase                  Investor
   16648492         13.375        1.875            0.125               680              N                     No Ratio                      Purchase                  Investor
   16648514         13.375        1.875            0.125               637              N                 No Documentation                  Purchase               Owner Occupied
   16648646          13.5         1.875            0.125               719              N                     No Ratio                      Purchase                  Investor
   16648675         13.75         1.875            0.125               644              N                     No Ratio                      Purchase               Owner Occupied
   16648692         13.375        1.875            0.125               675              N                 No Documentation                  Purchase                  Investor
   16648915           12          1.875            0.125               694              N                  Stated Income                    Purchase                  Investor
   16648939         12.125        1.875            0.125               697              N                       Full                        Purchase               Owner Occupied
   16648950           13          1.875            0.125               774              N                  Stated Income                    Purchase                  Investor
   16649122         11.625        1.875            0.125               692              N                  Stated Income                    Purchase               Owner Occupied
   16649130         12.875        1.875            0.125               708              N                  Stated Income                    Purchase               Owner Occupied
   16649146         13.125        0.985            0.125               704              N                  Stated Income                    Purchase                Second Home
   16649202         12.25         1.875            0.125               697              N                     No Ratio                      Purchase                Second Home
   16649969         13.125        1.875            0.125               688              N                  Stated Income                    Purchase                  Investor
   16649983         12.375        1.875            0.125               715              N                  Stated Income                    Purchase                  Investor
   16649996         12.75         1.875            0.125               637              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16650006         13.375        1.875            0.125               626              N                  Stated Income                    Purchase                  Investor
   16650026         13.75         1.875            0.125               644              N                  Stated Income               Cash Out Refinance             Investor
   16650034         12.75         1.875            0.125               747              N                     No Ratio                      Purchase                  Investor
   16650104         11.625        1.875            0.125               681              N                  Stated Income                    Purchase               Owner Occupied
   16650142           13          1.875            0.125               707              N                  Stated/Stated                    Purchase                  Investor
   16650153         12.875        1.875            0.125               747              N                     Limited                       Purchase                  Investor
   16650163          11.5         1.875            0.125               764              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16650165         12.875        1.875            0.125               724              N                  Stated Income                    Purchase               Owner Occupied
   16650324         13.375        1.875            0.125               712              N                  Stated Income                    Purchase                  Investor
   16650346         12.875        1.875            0.125               684              N                  Stated/Stated                    Purchase                  Investor
   16650359           11          1.875            0.125               713              N                  Stated Income                    Purchase               Owner Occupied
   16650368         12.125        1.875            0.125               695              N             No Income/Verified Asset              Purchase               Owner Occupied
   16650395         13.375        1.875            0.125               680              N                     No Ratio                      Purchase                  Investor
   16650417          12.5         1.875            0.125               638              N                     No Ratio                      Purchase               Owner Occupied
   16650473         12.625        1.875            0.125               703              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16650476           13          1.875            0.125               733              N                  Stated Income                    Purchase                  Investor
   16650478          12.5         1.875            0.125               652              N                     No Ratio                      Purchase               Owner Occupied
   16650483           13          1.875            0.125               733              N                  Stated Income                    Purchase                  Investor
   16650606          13.5         1.875            0.125               687              N                     No Ratio                      Purchase                  Investor
   16651152         12.75         1.875            0.125               679              N                  Stated Income                    Purchase                  Investor
   16651177         12.75         1.875            0.125               705              N                  Stated Income                    Purchase               Owner Occupied
   16651262         13.625        0.035            0.125               620              N                       Full                        Purchase                Second Home
   16651287         13.125        1.875            0.125               757              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16651369         14.25         1.875            0.125               630              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16651413         12.25         1.875            0.125               658              N                  Stated/Stated                    Purchase               Owner Occupied
   16651512         13.25         1.875            0.125               695              N                     No Ratio                      Purchase                  Investor
   16651522         12.125        1.875            0.125               761              N                  Stated/Stated                    Purchase                  Investor
   16651566         13.25         1.875            0.125               709              N                  Stated Income                    Purchase                  Investor
   16651739         12.625        1.875            0.125               759              N             No Income/Verified Asset              Purchase               Owner Occupied
   16651756         12.125        1.875            0.125               732              N                  Stated Income                    Purchase               Owner Occupied
   16651805         13.125        1.255            0.125               698              N                No Income/No Asset                 Purchase               Owner Occupied
   16651850         12.625        1.875            0.125               700              N             No Income/Verified Asset              Purchase               Owner Occupied
   16653716         11.999        1.875            0.125               661              N                     No Ratio                      Purchase                Second Home
   16653763         14.125        0.485            0.125               669              N                       Full                   Cash Out Refinance          Owner Occupied
   16653769         13.375        1.875            0.125               682              N                 No Documentation                  Purchase               Owner Occupied
   16653943         12.125        1.875            0.125               688              N                  Stated/Stated                    Purchase                  Investor
   16653977           14          1.055            0.125               782              N                  Stated Income                    Purchase                  Investor
   16654001         11.25         1.875            0.125               707              N                       Full                   Cash Out Refinance          Owner Occupied
   16654017         12.625        1.875            0.125               742              N                  Stated Income                    Purchase               Owner Occupied
   16654124         12.875        1.875            0.125               703              N             No Income/Verified Asset              Purchase               Owner Occupied
   16654130           12          1.875            0.125               694              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16654170         12.75         1.875            0.125               693              N                     No Ratio                      Purchase               Owner Occupied
   16654181         13.875        1.875            0.125               700              N                  Stated Income                    Purchase                  Investor
   16654225         14.125        0.255            0.125               657              N                  Stated Income                    Purchase               Owner Occupied
   16654316         11.875        1.875            0.125               637              N                       Full                        Purchase               Owner Occupied
   16654329           13          1.875            0.125               695              N                  Stated Income                    Purchase                  Investor
   16654384         11.875        1.875            0.125               724              N                 No Documentation                  Purchase               Owner Occupied
   16654386         12.875        1.875            0.125               643              N                  Stated Income                    Purchase               Owner Occupied
   16655951           12          1.875            0.125               749              N             No Income/Verified Asset         Rate/Term Refinance         Owner Occupied
   16655970           15          0.915            0.125               723              N                     No Ratio                      Purchase                  Investor
   16655971         13.625        1.875            0.125               643              N                     No Ratio                      Purchase               Owner Occupied
   16656014          12.5         1.875            0.125               773              N                 No Documentation                  Purchase               Owner Occupied
   16656021         12.75         1.875            0.125               726              N                  Stated Income                    Purchase               Owner Occupied
   16656036         10.625        1.875            0.125               706              N                     No Ratio                      Purchase               Owner Occupied
   16656074         12.875        1.875            0.125               732              N                  Stated Income                    Purchase                Second Home
   16656119         13.125        1.875            0.125               681              N                     No Ratio                      Purchase                Second Home
   16656133         13.125        1.875            0.125               690              N                     No Ratio                      Purchase                  Investor
   16656182           13          1.875            0.125               656              N             No Income/Verified Asset              Purchase               Owner Occupied
   16656186         13.25         0.975            0.125               723              N                  Stated Income                    Purchase                  Investor
   16656367         12.875        1.875            0.125               664              N                     No Ratio                      Purchase               Owner Occupied
   16656422         11.875        1.875            0.125               681              N                  Stated Income               Cash Out Refinance             Investor
   16656468         13.125        1.875            0.125               647              N                     No Ratio                      Purchase               Owner Occupied
   16656496         13.375        1.165            0.125               726              N                     No Ratio                      Purchase               Owner Occupied
   16656569          12.5         1.875            0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16656603         13.25         1.875            0.125               655              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16656610         13.125        1.875            0.125               679              N                  Stated Income                    Purchase                  Investor
   16656641         13.125        1.875            0.125               666              N                No Income/No Asset                 Purchase                  Investor
   16656642         13.25         1.875            0.125               759              N                  Stated Income                    Purchase               Owner Occupied
   16656644         12.875        1.875            0.125               814              N             No Income/Verified Asset              Purchase               Owner Occupied
   16656816         13.25         1.055            0.125               757              N                  Stated Income                    Purchase                  Investor
   16656826         13.125        1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16656854         11.25         1.875            0.125               729              N                  Stated Income               Cash Out Refinance           Second Home
   16656951         13.125        1.875            0.125               774              N                  Stated Income                    Purchase                  Investor
   16657006         11.75         1.875            0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   16658379          12.5         1.875            0.125               667              N                       Full                        Purchase               Owner Occupied
   16658420         12.875        1.875            0.125               696              N                  Stated Income                    Purchase                  Investor
   16658449          12.5         1.875            0.125               701              N             No Income/Verified Asset         Cash Out Refinance             Investor
   16658571         12.625        1.105            0.125               704              N                  Stated Income                    Purchase               Owner Occupied
   16658578         12.75         1.875            0.125               620              N             No Income/Verified Asset              Purchase               Owner Occupied
   16658625         12.999        1.875            0.125               675              N                     No Ratio                      Purchase                  Investor
   16658644          13.5         1.875            0.125               724              N             No Income/Verified Asset              Purchase               Owner Occupied
   16658666         11.75         1.875            0.125               680              N                       Full                   Cash Out Refinance          Owner Occupied
   16658678         11.875        1.655            0.125               664              N                       Full                   Rate/Term Refinance         Owner Occupied
   16658680         13.125        1.875            0.125               682              N             No Income/Verified Asset              Purchase               Owner Occupied
   16658802         11.75         1.875            0.125               685              N             No Income/Verified Asset              Purchase               Owner Occupied
   16658842         11.375        1.875            0.125               660              N                     No Ratio                      Purchase               Owner Occupied
   16658930         13.75         0.555            0.125               677              N                     No Ratio                      Purchase               Owner Occupied
   16658950         12.625        1.875            0.125               796              N                 No Documentation                  Purchase               Owner Occupied
   16659032           13          1.875            0.125                0               Y                       Full                        Purchase                Second Home
   16659167          14.5         0.955            0.125               673              N                     No Ratio                      Purchase                  Investor
   16659197          11.5         1.875            0.125               685              N                     No Ratio                      Purchase               Owner Occupied
   16659214         13.375        1.875            0.125               681              N             No Income/Verified Asset              Purchase                  Investor
   16661977          13.5         1.875            0.125               620              N                     No Ratio                      Purchase               Owner Occupied
   16661997         13.375        1.875            0.125               665              N                  Stated Income               Cash Out Refinance             Investor
   16662015           12          1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16662069         13.25         1.875            0.125               684              N                  Stated Income                    Purchase                  Investor
   16662070         11.875        1.875            0.125               750              N                  Stated Income                    Purchase               Owner Occupied
   16662081         12.625        1.875            0.125               748              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16662106         12.75         1.875            0.125               627              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16662157         12.875        1.245            0.125               806              N                  Stated Income                    Purchase                Second Home
   16662188         11.25         1.875            0.125               772              N                       Full                        Purchase               Owner Occupied
   16662220         13.125        1.875            0.125               682              N                     No Ratio                      Purchase               Owner Occupied
   16662244         13.125        1.875            0.125               705              N                  Stated/Stated                    Purchase                  Investor
   16662259         12.75         3.375            0.125               760              N                  Stated Income                    Purchase                  Investor
   16662324           13          1.875            0.125               738              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16662330           13          1.875            0.125               738              N                 No Documentation             Cash Out Refinance             Investor
   16662341           12          1.875            0.125               738              N                 No Documentation             Cash Out Refinance             Investor
   16662373           13          1.875            0.125               667              N                     No Ratio                      Purchase                  Investor
   16662378         12.875        3.375            0.125               621              N                       Full                        Purchase               Owner Occupied
   16662452         13.375        2.375            0.125               661              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16662454         12.875        1.875            0.125               683              N                  Stated/Stated                    Purchase                  Investor
   16662458         11.875        1.875            0.125               624              N                       Full                   Rate/Term Refinance         Owner Occupied
   16662517         12.875        0.695            0.125               684              N                  Stated Income                    Purchase                Second Home
   16662594         12.625        1.875            0.125               699              N                 No Documentation                  Purchase               Owner Occupied
   16662619           12          1.875            0.125               698              N                 No Documentation             Cash Out Refinance             Investor
   16662701         12.75         1.875            0.125               626              N                       Full                   Cash Out Refinance          Owner Occupied
   16663714         12.625        1.875            0.125               715              N                  Stated Income                    Purchase                  Investor
   16663756         14.25         1.875            0.125               622              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16663762         12.25         1.875            0.125               708              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16663835          12.5         1.875            0.125               620              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16663840         12.125        1.875            0.125               733              N                       Full                        Purchase                  Investor
   16663847         12.75         3.375            0.125               639              N                  Stated Income                    Purchase               Owner Occupied
   16663915         12.125        1.875            0.125               634              N                       Full                        Purchase               Owner Occupied
   16663935         11.875        1.875            0.125                0               N                 No Documentation             Cash Out Refinance          Owner Occupied
   16663962         12.375        1.875            0.125               639              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16663971           13          0.655            0.125               665              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16663988         12.625        1.875            0.125               701              N                 No Documentation                  Purchase               Owner Occupied
   16664042         14.25         1.225            0.125               766              N                       Full                        Purchase                  Investor
   16664087         11.875        1.875            0.125               710              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16664194         12.25         1.875            0.125               686              N                  Stated Income                    Purchase               Owner Occupied
   16664225           13          1.875            0.125               623              N                  Stated Income                    Purchase               Owner Occupied
   16664319           15          1.005            0.125               760              N             No Income/Verified Asset              Purchase                  Investor
   16664326         12.375        1.875            0.125               645              N                  Stated Income                    Purchase               Owner Occupied
   16664358          11.5         1.875            0.125               646              N                       Full                   Rate/Term Refinance         Owner Occupied
   16664436         13.125        1.185            0.125               760              N                  Stated Income                    Purchase                Second Home
   16665494         12.375        1.875            0.125               685              N             No Income/Verified Asset              Purchase               Owner Occupied
   16665527         13.75         0.985            0.125               709              N                  Stated Income                    Purchase                Second Home
   16665551         12.625        1.875            0.125               704              N                  Stated Income                    Purchase                  Investor
   16665556         12.375        1.875            0.125               703              N                  Stated Income                    Purchase               Owner Occupied
   16665728         12.625        1.875            0.125               725              N                  Stated/Stated                    Purchase               Owner Occupied
   16665768         10.75         1.875            0.125               700              N                  Stated Income                    Purchase                  Investor
   16665833           13          1.875            0.125               722              N                  Stated Income                    Purchase                  Investor
   16665921         12.625        1.875            0.125               691              N             No Income/Verified Asset              Purchase                Second Home
   16665932           13          1.875            0.125               729              N                  Stated Income                    Purchase                  Investor
   16665985         12.375        1.875            0.125               804              N                     No Ratio                      Purchase               Owner Occupied
   16665995         12.25         1.875            0.125               744              N                     No Ratio                      Purchase               Owner Occupied
   16666010         13.25         1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16666041         13.25         1.875            0.125               754              N                  Stated Income                    Purchase                  Investor
   16666045         12.75         1.875            0.125               721              N                     No Ratio                      Purchase               Owner Occupied
   16666842         12.875        1.875            0.125               749              N                 No Documentation                  Purchase                  Investor
   16666851         12.875        1.875            0.125               749              N                 No Documentation                  Purchase                  Investor
   16666955         12.125        2.375            0.125               682              N                       Full                        Purchase               Owner Occupied
   16667002         13.625        1.035            0.125               703              N                     No Ratio                      Purchase               Owner Occupied
   16667004         12.125        1.875            0.125               766              N                       Full                        Purchase                  Investor
   16667241           12          1.875            0.125               693              N                     Limited                  Cash Out Refinance          Owner Occupied
   16667245         12.625        1.875            0.125               743              N                  Stated Income                    Purchase               Owner Occupied
   16667279           13          1.225            0.125               757              N                       Full                        Purchase                  Investor
   16667282           13          1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16667303         13.25         1.875            0.125               713              N                     No Ratio                      Purchase               Owner Occupied
   16667331         12.75         1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16667440         13.125        1.875            0.125               621              N                  Stated Income                    Purchase               Owner Occupied
   16670247         14.25         1.055            0.125               752              N                  Stated Income                    Purchase                  Investor
   16670260          13.5         1.875            0.125               753              N                 No Documentation                  Purchase                  Investor
   16670279         12.75         1.875            0.125               735              N                  Stated Income                    Purchase                  Investor
   16670286           13          1.875            0.125               630              N                     No Ratio                      Purchase               Owner Occupied
   16670372           13          1.875            0.125               672              N             No Income/Verified Asset              Purchase               Owner Occupied
   16670395         12.875        1.875            0.125               668              N                       Full                        Purchase               Owner Occupied
   16670399          12.5         1.875            0.125               642              N             No Income/Verified Asset              Purchase               Owner Occupied
   16670471         12.125        1.875            0.125               647              N                  Stated Income                    Purchase               Owner Occupied
   16670576         13.75         1.875            0.125               751              N             No Income/Verified Asset              Purchase               Owner Occupied
   16670663         12.625        1.875            0.125               703              N                  Stated Income                    Purchase                  Investor
   16670668         14.125        1.875            0.125               710              N                     No Ratio                      Purchase                  Investor
   16670675          13.5         1.875            0.125               708              N                     No Ratio                      Purchase               Owner Occupied
   16670758         13.25         1.875            0.125               690              N                  Stated Income                    Purchase                  Investor
   16670780         13.375        1.875            0.125               736              N                     No Ratio                      Purchase                  Investor
   16670812         13.25          3.5             0.125               691              N                     No Ratio                      Purchase               Owner Occupied
   16670820         12.875        1.875            0.125               752              N                 No Documentation                  Purchase               Owner Occupied
   16670821         12.875         3.5             0.125               683              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   16670857         13.125        1.875            0.125               694              N                  Stated Income                    Purchase                  Investor
   16670874         13.125        1.875            0.125               631              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16670883         11.375        1.165            0.125               696              N                       Full                        Purchase               Owner Occupied
   16670906         13.75         1.875            0.125               666              N                 No Documentation                  Purchase               Owner Occupied
   16670909         10.875        1.875            0.125               691              N                       Full                        Purchase               Owner Occupied
   16670982          11.5         1.875            0.125               745              N                  Stated Income                    Purchase               Owner Occupied
   16670988         13.25         1.875            0.125               661              N                  Stated Income                    Purchase               Owner Occupied
   16672349           12          1.875            0.125               689              N                  Stated Income                    Purchase                  Investor
   16672593         13.625        2.375            0.125               742              N                     No Ratio                      Purchase                Second Home
   16672694         13.25         1.875            0.125               680              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16672725           12          1.875            0.125               741              N                  Stated Income                    Purchase               Owner Occupied
   16672764           12          3.375            0.125               703              N                  Stated Income                    Purchase               Owner Occupied
   16672787          14.5         0.915            0.125               724              N                     No Ratio                      Purchase                  Investor
   16672816         12.625        1.875            0.125               780              N                     No Ratio                      Purchase                Second Home
   16672850         13.125        1.875            0.125               698              N                  Stated Income                    Purchase                  Investor
   16672866         13.125        1.875            0.125               699              N                  Stated Income                    Purchase                  Investor
   16672871         13.125        1.875            0.125               699              N                  Stated Income                    Purchase                  Investor
   16672902         13.25         1.875            0.125               717              N                  Stated Income                    Purchase                  Investor
   16672930         12.125        1.875            0.125               701              N                     No Ratio                      Purchase               Owner Occupied
   16673020         13.125        1.875            0.125               699              N                  Stated Income                    Purchase                  Investor
   16673050         11.875        1.875            0.125               651              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16673067          13.5         1.875            0.125               647              N             No Income/Verified Asset              Purchase               Owner Occupied
   16673286         12.375        1.875            0.125               642              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16674014         13.625        1.875            0.125               633              N             No Income/Verified Asset              Purchase               Owner Occupied
   16674040         11.875        1.875            0.125               622              N                       Full                        Purchase               Owner Occupied
   16674115         11.375        1.875            0.125               692              N                     No Ratio                      Purchase                Second Home
   16674159         13.125        1.875            0.125               686              N                     No Ratio                      Purchase                  Investor
   16674182         11.375        1.875            0.125               687              N                  Stated Income                    Purchase               Owner Occupied
   16674187          11.5         1.875            0.125               709              N                  Stated Income                    Purchase               Owner Occupied
   16674199         11.25         1.875            0.125               762              N                 No Documentation                  Purchase               Owner Occupied
   16674236         12.375        1.875            0.125               664              N                  Stated Income                    Purchase               Owner Occupied
   16674246         12.625          2              0.125               672              N                 No Documentation                  Purchase               Owner Occupied
   16674377           15          1.875            0.125               701              N                 No Documentation                  Purchase                Second Home
   16674583           13          1.875            0.125               681              N                     No Ratio                      Purchase               Owner Occupied
   16674590         13.875        2.375            0.125               682              N                 No Documentation                  Purchase                  Investor
   16674637         14.25         2.375            0.125               668              N                       Full                        Purchase                  Investor
   16674687           12          1.875            0.125               666              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16674723         12.75         1.875            0.125               661              N             No Income/Verified Asset              Purchase               Owner Occupied
   16674750         11.75         1.875            0.125               729              N                       Full                        Purchase               Owner Occupied
   16676496         13.25         1.875            0.125               712              N             No Income/Verified Asset              Purchase                Second Home
   16676519         13.375        1.875            0.125               681              N                       Full                        Purchase                  Investor
   16676553         13.375        1.875            0.125               690              N                     No Ratio                      Purchase                  Investor
   16676578         12.75         1.875            0.125               728              N                  Stated Income                    Purchase                  Investor
   16676720         11.875        1.875            0.125               681              N             No Income/Verified Asset              Purchase               Owner Occupied
   16676750         12.75         1.875            0.125               644              N                     No Ratio                      Purchase               Owner Occupied
   16676752         13.25         1.875            0.125                0               N                     No Ratio                      Purchase               Owner Occupied
   16676791         11.875        1.875            0.125               786              N                     No Ratio                      Purchase                Second Home
   16676830         12.625        1.875            0.125               620              N                     No Ratio                      Purchase               Owner Occupied
   16676834         13.375        1.875            0.125               740              N                  Stated/Stated               Cash Out Refinance             Investor
   16676878         13.25         1.165            0.125               733              N             No Income/Verified Asset              Purchase               Owner Occupied
   16676892         13.125        2.375            0.125               669              N             No Income/Verified Asset              Purchase               Owner Occupied
   16676895         13.875        2.375            0.125               790              N                       Full                        Purchase                Second Home
   16680058         13.125        1.875            0.125               679              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16680107           11          1.875            0.125               751              N                     No Ratio                      Purchase               Owner Occupied
   16680160         13.125        1.875            0.125               719              N                     No Ratio                      Purchase                  Investor
   16680196         12.875        1.875              0                 683              N                  Stated Income                    Purchase                  Investor
   16680204         12.75         1.875            0.125               708              N                  Stated/Stated                    Purchase               Owner Occupied
   16680246         11.875        1.875            0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16680338         12.75         1.875            0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   16680344         13.125        1.875            0.125               663              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16680384         12.875        2.375            0.125               686              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16680421         11.625        1.875            0.125               780              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16680466         11.75         1.875            0.125               680              N                  Stated Income                    Purchase               Owner Occupied
   16680661         12.625        1.875            0.125               631              N                  Stated Income                    Purchase               Owner Occupied
   16680693         13.25         1.875            0.125               716              N                     No Ratio                      Purchase                  Investor
   16680728           12          1.875            0.125               745              N                  Stated Income               Cash Out Refinance           Second Home
   16681293           13          1.875            0.125               659              N                  Stated Income               Rate/Term Refinance            Investor
   16681333         10.75         1.875            0.125               649              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16681342         12.625        1.875            0.125               666              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16681364         12.75         1.875            0.125               683              N                     No Ratio                      Purchase               Owner Occupied
   16681495         11.875        1.875            0.125               696              N                       Full                   Cash Out Refinance          Owner Occupied
   16681559          12.5         1.875            0.125               687              N                     No Ratio                 Cash Out Refinance             Investor
   16681565          12.5         1.875            0.125               687              N                     No Ratio                 Cash Out Refinance             Investor
   16681569         13.25         1.875            0.125               649              N                     No Ratio                 Rate/Term Refinance            Investor
   16681590         13.125        1.875            0.125               641              N                 No Documentation                  Purchase               Owner Occupied
   16681592         13.375        1.875            0.125               789              N                     No Ratio                      Purchase                Second Home
   16681627         11.875        1.875            0.125               687              N                     No Ratio                      Purchase               Owner Occupied
   16681637         13.125        0.765            0.125               686              N             No Income/Verified Asset              Purchase               Owner Occupied
   16681736         13.25         0.975            0.125               731              N                  Stated Income                    Purchase                  Investor
   16681740          12.5         1.875            0.125               715              N             No Income/Verified Asset              Purchase               Owner Occupied
   16681741         14.25         1.875            0.125               724              N                  Stated Income                    Purchase                  Investor
   16681745         12.75         2.375            0.125               667              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16681764         12.875        1.875            0.125               687              N                     Limited                       Purchase                  Investor
   16681771         13.125        1.875            0.125               670              N             No Income/Verified Asset              Purchase               Owner Occupied
   16681831           15          0.685            0.125               705              N             No Income/Verified Asset              Purchase                  Investor
   16681859         12.875        1.875            0.125               636              N                  Stated Income                    Purchase               Owner Occupied
   16684087           13          2.375            0.125               682              N             No Income/Verified Asset              Purchase               Owner Occupied
   16684098         13.125        1.875            0.125               683              N                  Stated Income                    Purchase               Owner Occupied
   16684151         11.875        1.875            0.125               649              N                     No Ratio                      Purchase               Owner Occupied
   16684165         13.125        1.875            0.125                0               N                  Stated/Stated                    Purchase               Owner Occupied
   16684192           12          1.875            0.125               705              N                  Stated Income                    Purchase                  Investor
   16684195         12.875        1.475            0.125               742              N                     No Ratio                      Purchase                Second Home
   16684207           13          1.875            0.125               684              N                  Stated Income                    Purchase               Owner Occupied
   16684439         12.875        1.875            0.125               683              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16684520         13.25         1.875            0.125               651              N                  Stated Income                    Purchase               Owner Occupied
   16684558         12.125        1.875            0.125               652              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16684570         12.875        1.875            0.125               725              N                  Stated Income                    Purchase               Owner Occupied
   16684584         13.125        1.875            0.125               684              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16684594          11.5         1.875            0.125               723              N                  Stated Income                    Purchase                  Investor
   16684688         11.625        1.875            0.125               700              N                     No Ratio                      Purchase               Owner Occupied
   16684743         13.125        1.875            0.125               757              N                  Stated/Stated                    Purchase                  Investor
   16684793         12.625        1.875            0.125               733              N                     No Ratio                      Purchase                  Investor
   16685761         11.875        1.875            0.125               694              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16685796         12.875        1.875            0.125               636              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   16685804         13.25         1.875            0.125               667              N                  Stated Income               Cash Out Refinance             Investor
   16685830         12.25         1.875            0.125               681              N             No Income/Verified Asset              Purchase               Owner Occupied
   16685847         13.125        1.875            0.125               658              N                  Stated/Stated                    Purchase               Owner Occupied
   16685896         14.375        0.755            0.125               715              N                  Stated Income                    Purchase                  Investor
   16685930         13.375        1.875            0.125               686              N             No Income/Verified Asset              Purchase                  Investor
   16686029         12.875        1.875            0.125               704              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16686033           12          1.875            0.125               699              N             No Income/Verified Asset         Rate/Term Refinance         Owner Occupied
   16686063          12.5         1.875            0.125               620              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16686078         12.625        1.875            0.125               632              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16686138         12.75         1.875            0.125               772              N             No Income/Verified Asset              Purchase               Owner Occupied
   16686176         12.875        1.875            0.125               626              N                  Stated Income                    Purchase               Owner Occupied
   16686215         13.375        1.875            0.125               630              N             No Income/Verified Asset         Cash Out Refinance             Investor
   16686247         12.875        1.875            0.125               653              N                     No Ratio                      Purchase               Owner Occupied
   16686248          13.5         2.375            0.125               655              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16686351         13.375        1.875            0.125               730              N                  Stated/Stated                    Purchase                  Investor
   16688060         11.875        1.875            0.125               667              N                       Full                   Cash Out Refinance             Investor
   16688077         13.625        1.875            0.125               650              N                  Stated/Stated                    Purchase                  Investor
   16688201         12.75         1.875            0.125               676              N                       Full                        Purchase               Owner Occupied
   16688258           12          1.875            0.125               786              N                  Stated Income                    Purchase                  Investor
   16688265         12.875        1.875            0.125               688              N                  Stated/Stated                    Purchase               Owner Occupied
   16688306         12.75         1.875            0.125               718              N                     No Ratio                      Purchase               Owner Occupied
   16688332         12.25         1.875            0.125               633              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16688378         12.75         1.875            0.125               761              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16688498          14.9         2.875            0.125               690              N                  Stated Income                    Purchase                  Investor
   16688537         12.75         1.875            0.125               686              N                  Stated Income               Cash Out Refinance             Investor
   16692153         14.375        1.875            0.125               685              N                  Stated Income               Cash Out Refinance             Investor
   16692408         12.875        1.875            0.125               715              N                  Stated Income                    Purchase               Owner Occupied
   16692435         12.75         1.485            0.125               660              N             No Income/Verified Asset         Rate/Term Refinance         Owner Occupied
   16692464         14.25         0.975            0.125               738              N                  Stated Income                    Purchase                  Investor
   16692493         13.875        1.005            0.125               753              N                     No Ratio                      Purchase                  Investor
   16692529         11.25         1.875            0.125               690              N                       Full                   Cash Out Refinance          Owner Occupied
   16692654          13.5         2.375            0.125               673              N                  Stated/Stated                    Purchase               Owner Occupied
   16692664         13.25         1.875            0.125               761              N                  Stated Income               Rate/Term Refinance            Investor
   16692711           12          1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16693428         11.75         1.875            0.125               796              N                     No Ratio                      Purchase               Owner Occupied
   16693455         11.25         1.875            0.125               667              N                     No Ratio                      Purchase               Owner Occupied
   16693477         12.875        1.875            0.125               698              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16693665         13.375        1.875            0.125               749              N                     No Ratio                      Purchase                  Investor
   16693794         11.75         1.875            0.125               723              N                     No Ratio                      Purchase               Owner Occupied
   16693809         12.625        1.875            0.125               696              N                  Stated Income                    Purchase                  Investor
   16693867          11.5         1.875            0.125               791              N                  Stated Income               Rate/Term Refinance          Second Home
   16693947         12.625        1.875            0.125               696              N                     No Ratio                      Purchase               Owner Occupied
   16696047         13.875        0.595            0.125               680              N                       Full                        Purchase                  Investor
   16696050           12          2.375            0.125               624              N             No Income/Verified Asset              Purchase               Owner Occupied
   16696207         13.125        1.875            0.125               686              N                     No Ratio                 Cash Out Refinance             Investor
   16696234         13.375        1.875            0.125               718              N                     No Ratio                      Purchase                  Investor
   16696242         10.875        1.875            0.125               643              N                  Stated Income                    Purchase               Owner Occupied
   16696542         12.625        1.875            0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16696549         11.875        1.875            0.125               723              N                  Stated Income                    Purchase               Owner Occupied
   16697476         13.75         2.375            0.125               681              N                  Stated Income                    Purchase               Owner Occupied
   16697593         13.125        1.875            0.125               655              N                  Stated Income                    Purchase               Owner Occupied
   16697666         14.375        1.875            0.125               762              N             No Income/Verified Asset              Purchase                  Investor
   16146824         11.375        4.625            0.125               668              N                  Stated Income                    Purchase               Owner Occupied
   16234708         11.625        1.875            0.125               771              N                  Stated Income                    Purchase               Owner Occupied
   16292046          13.5         1.875              0                 694              N                  Stated Income               Cash Out Refinance             Investor
   16292066           12           4.25            0.125               698              N                  Stated Income                    Purchase               Owner Occupied
   16710949         12.875        1.875            0.125               741              N                     No Ratio                      Purchase               Owner Occupied
   16710985         12.875        1.875            0.125                0               Y                       Full                        Purchase                Second Home
   16539918         13.375        1.875            0.125               667              N                 No Documentation                  Purchase                  Investor
   16348970          11.5         2.125            0.125               746              N                  Stated/Stated                    Purchase               Owner Occupied
   16567293         12.875        1.875            0.125               738              N                  Stated Income                    Purchase                  Investor
   16571296         12.25         1.875            0.125               665              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16574694         12.625        1.875            0.125               669              N             No Income/Verified Asset              Purchase               Owner Occupied
   16593701         12.875        1.875            0.125               690              N                  Stated Income                    Purchase               Owner Occupied
   16594467           13          1.875            0.125               650              N                       Full                   Cash Out Refinance          Owner Occupied
   16649293         11.75         2.375            0.125               765              N                  Stated Income                    Purchase               Owner Occupied
   16649299         12.875        2.375            0.125               734              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649301         13.625        2.375            0.125               628              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649303         12.875        2.375            0.125               693              N                       Full                        Purchase               Owner Occupied
   16649307           13          2.375            0.125               727              N                     No Ratio                      Purchase                  Investor
   16649312         13.25         2.375            0.125               744              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649318         12.125        2.375            0.125               731              N                  Stated Income               Rate/Term Refinance          Second Home
   16649322           13          2.375            0.125               659              N                  Stated Income                    Purchase               Owner Occupied
   16649324         13.875        2.375            0.125               653              N                  Stated Income                    Purchase                Second Home
   16649325         13.25         2.375            0.125               735              N                  Stated Income                    Purchase                  Investor
   16649326         12.875        2.375            0.125               720              N                  Stated Income                    Purchase               Owner Occupied
   16649328         13.625        2.375            0.125               647              N                  Stated Income                    Purchase               Owner Occupied
   16649331           13          2.375            0.125               631              N                  Stated Income                    Purchase                  Investor
   16649334         12.875        2.375            0.125               768              N                  Stated Income                    Purchase               Owner Occupied
   16649336         13.375        2.375            0.125               720              N                  Stated Income                    Purchase                  Investor
   16649337         12.875        2.375            0.125               756              N                       Full                        Purchase               Owner Occupied
   16649338         13.375        2.375            0.125               721              N                  Stated Income                    Purchase               Owner Occupied
   16649341         12.75         2.375            0.125               790              N                       Full                        Purchase                  Investor
   16649342         12.75         2.375            0.125               781              N                       Full                        Purchase                  Investor
   16649343         12.75         2.375            0.125               790              N                       Full                        Purchase                  Investor
   16649346          14.5         2.375            0.125               756              N                 No Documentation                  Purchase               Owner Occupied
   16649309         13.875        2.375            0.125               693              N                       Full                        Purchase                  Investor
   16339733         13.25         1.875            0.125               626              N                     No Ratio                      Purchase               Owner Occupied
   16339815         12.875        1.875            0.125                0               Y                     No Ratio                      Purchase                Second Home
   16342038         14.125        1.875            0.125               706              N                     No Ratio                      Purchase               Owner Occupied
   16318687         11.875        1.875            0.125               662              N                     No Ratio                 Cash Out Refinance             Investor
   16321474          12.5         1.875            0.125               720              N                  Stated Income                    Purchase                  Investor
   16321481           13          1.875            0.125               791              N                       Full                        Purchase                  Investor
   16318632          13.5         1.875            0.125               689              N                  Stated Income                    Purchase                  Investor
   16322996         12.625        1.875            0.125               643              N                  Stated Income               Cash Out Refinance             Investor
   16343880         13.25         1.875            0.125               682              N                 No Documentation             Cash Out Refinance             Investor
   16345837         13.75         1.875            0.125               644              N                     No Ratio                      Purchase               Owner Occupied
   16315011          12.5         1.875            0.125               683              N                  Stated Income                    Purchase               Owner Occupied
   16315054         12.125        1.875            0.125               783              N                       Full                        Purchase               Owner Occupied
   16392409         12.125        1.875            0.125               804              N                  Stated Income                    Purchase               Owner Occupied
   16392468           12          1.875            0.125               653              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16392279         13.375        1.875            0.125               682              N                  Stated Income               Cash Out Refinance             Investor
   16392292         13.375        1.875            0.125               682              N                  Stated Income               Cash Out Refinance             Investor
   16392302         13.375        1.875            0.125               682              N                  Stated Income               Cash Out Refinance             Investor
   16387573         11.875        1.875            0.125               736              N                       Full                        Purchase                Second Home
   16388736         12.875        1.875            0.125               737              N                     No Ratio                      Purchase               Owner Occupied
   16388813         13.875        1.875            0.125               696              N                 No Documentation                  Purchase               Owner Occupied
   16387433         11.75         1.875            0.125               737              N                  Stated Income                    Purchase               Owner Occupied
   16387111         12.375        1.875            0.125               681              N                     No Ratio                      Purchase               Owner Occupied
   16384261           12          1.875            0.125               712              N                  Stated Income                    Purchase               Owner Occupied
   16384292         11.875        1.875            0.125               716              N                  Stated Income                    Purchase               Owner Occupied
   16784865           13          1.875            0.125               697              N                       Full                        Purchase                  Investor
   16718697         13.125        1.875            0.125                0               N                  Stated/Stated                    Purchase               Owner Occupied
   16718712         12.875        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16718737         16.65         7.275            0.125               660              N                  Stated Income                    Purchase               Owner Occupied
   16718790         13.25         1.875            0.125               620              N                     No Ratio                      Purchase               Owner Occupied
   16721882          13.5         1.875            0.125               667              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16721945         13.375        1.875            0.125                0               N                  Stated Income                    Purchase               Owner Occupied
   16723115          14.5         1.055            0.125               754              N                  Stated Income                    Purchase                  Investor
   16395666         13.125        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16377122          13.5         1.875            0.125               660              N                 No Documentation             Cash Out Refinance             Investor
   16713969         13.375        1.875            0.125               652              N                  Stated Income                    Purchase               Owner Occupied
   16383989         14.875         3.5             0.125               682              N                  Stated Income                    Purchase                  Investor
   16292055           12          2.125              0                 708              N                  Stated Income                    Purchase               Owner Occupied
   16292061         12.625        1.875              0                 735              N                       Full                        Purchase                  Investor
   16292138         12.25         1.875              0                 738              N                  Stated Income                    Purchase               Owner Occupied
   16244546          10.5         3.625            0.125               742              N                  Stated Income                    Purchase               Owner Occupied
   16232928         12.75         1.875            0.125               711              N                     No Ratio                      Purchase               Owner Occupied
   16234495         11.125        2.375            0.125               788              N                       Full                        Purchase                Second Home
   16234618         12.125        1.875            0.125               631              N                     No Ratio                      Purchase               Owner Occupied
   16697600           12          1.875            0.125               666              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   16697603         12.75         1.875            0.125               781              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16697382         12.75         1.875            0.125               688              N             No Income/Verified Asset              Purchase               Owner Occupied
   16697394         13.25         1.875            0.125               722              N             No Income/Verified Asset              Purchase                  Investor
   16697397         13.25         1.875            0.125               722              N             No Income/Verified Asset              Purchase                  Investor
   16696289         12.75         1.145            0.125               738              N                  Stated Income                    Purchase                Second Home
   16694012         14.75         0.705            0.125               714              N                  Stated Income                    Purchase                  Investor
   16694035         12.75         1.875            0.125               763              N                  Stated/Stated                    Purchase                  Investor
   16696124         14.875        0.285            0.125               670              N                       Full                        Purchase                  Investor
   16696247         14.75         1.005            0.125               767              N                     No Ratio                      Purchase                  Investor
   16693884         13.25         1.875            0.125               788              N                     No Ratio                      Purchase                Second Home
   16693771         12.625        1.875            0.125               731              N                     No Ratio                      Purchase               Owner Occupied
   16693773         14.25         1.875            0.125               711              N                  Stated Income                    Purchase               Owner Occupied
   16693799         12.875        1.875            0.125               720              N                     No Ratio                      Purchase               Owner Occupied
   16693845           12          1.635            0.125               733              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16693857         14.25         1.875            0.125               724              N                  Stated Income                    Purchase                  Investor
   16693864         13.875        1.035            0.125               704              N                     No Ratio                      Purchase               Owner Occupied
   16693946         13.75         0.635            0.125               712              N                  Stated Income                    Purchase                  Investor
   16693995           13          1.875            0.125               702              N                 No Documentation                  Purchase               Owner Occupied
   16692670         13.375        1.875            0.125               650              N                     No Ratio                 Cash Out Refinance             Investor
   16693352         11.625        1.875            0.125               736              N                     No Ratio                      Purchase                  Investor
   16693372         14.375        1.245            0.125               742              N                  Stated Income                    Purchase                Second Home
   16693381         12.375        0.985            0.125               711              N                  Stated Income                    Purchase               Owner Occupied
   16693409           13          1.875            0.125               666              N                     No Ratio                      Purchase               Owner Occupied
   16693413          11.5         1.875            0.125               629              N                     No Ratio                      Purchase               Owner Occupied
   16693443         12.75         1.875            0.125               741              N                     No Ratio                      Purchase               Owner Occupied
   16693444         12.875        1.875            0.125               679              N                     No Ratio                      Purchase               Owner Occupied
   16693467         11.375        1.875            0.125               688              N                     No Ratio                      Purchase               Owner Occupied
   16693471           13          1.875            0.125               698              N                  Stated Income               Rate/Term Refinance            Investor
   16693485         12.875        1.875            0.125               770              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16693689         12.375        1.875            0.125               742              N                     No Ratio                      Purchase                  Investor
   16693697         12.375        1.875            0.125               656              N                       Full                        Purchase               Owner Occupied
   16693533           12          1.875            0.125               685              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16693545          14.5         0.915            0.125               701              N                     No Ratio                      Purchase                Second Home
   16693549         13.125        1.875            0.125               631              N                     No Ratio                      Purchase                  Investor
   16692553         14.25         1.875            0.125               685              N                  Stated Income                    Purchase                  Investor
   16692238         14.25         1.075            0.125               682              N                     No Ratio                      Purchase                  Investor
   16692262         13.375        1.875            0.125               656              N                  Stated Income                    Purchase               Owner Occupied
   16692393         12.625        1.875            0.125               776              N                  Stated Income                    Purchase                  Investor
   16688464         12.625        1.875            0.125               710              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16688496         13.125        1.875            0.125               744              N                  Stated Income                    Purchase                  Investor
   16692076         11.375        1.875            0.125               630              N                  Stated Income                    Purchase               Owner Occupied
   16692446          12.5         1.875            0.125               689              N                     No Ratio                      Purchase                  Investor
   16692163         13.125        1.875            0.125               730              N                       Full                        Purchase                  Investor
   16686050           13          1.875            0.125               736              N                  Stated Income                    Purchase                  Investor
   16686071         12.875        1.875            0.125               684              N                     No Ratio                 Cash Out Refinance           Second Home
   16688066         13.75         1.875            0.125               623              N                  Stated Income                    Purchase               Owner Occupied
   16688164         12.875        1.875            0.125                0               N                  Stated/Stated                    Purchase               Owner Occupied
   16686118         12.875        1.875            0.125               720              N                  Stated Income                    Purchase                  Investor
   16686122         12.125        1.875            0.125               675              N                     No Ratio                 Cash Out Refinance             Investor
   16686127           14          1.875            0.125               724              N                     No Ratio                      Purchase                  Investor
   16686132         13.25         1.875            0.125               638              N                  Stated/Stated               Cash Out Refinance             Investor
   16686145         13.375        1.875            0.125               690              N                     No Ratio                      Purchase               Owner Occupied
   16686175         12.25         1.875            0.125               649              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16686225         13.375        1.875            0.125               707              N                     No Ratio                      Purchase                  Investor
   16688282         12.75         1.875            0.125               683              N                     No Ratio                      Purchase               Owner Occupied
   16688032         14.875        0.995            0.125               775              N                  Stated Income                    Purchase                  Investor
   16685712         13.125        1.875            0.125               711              N             No Income/Verified Asset              Purchase               Owner Occupied
   16685724         12.75         1.875            0.125               647              N                     No Ratio                      Purchase               Owner Occupied
   16685749          11.5         1.875            0.125               718              N                     No Ratio                      Purchase               Owner Occupied
   16685853         12.25         1.875            0.125               774              N             No Income/Verified Asset              Purchase               Owner Occupied
   16685900         12.625        1.875            0.125               626              N                  Stated Income                    Purchase               Owner Occupied
   16684582         13.25         1.875            0.125               664              N                  Stated Income                    Purchase                  Investor
   16684627         12.875        1.875            0.125               710              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16686005         13.375        1.875            0.125               686              N             No Income/Verified Asset              Purchase                  Investor
   16684640          12.5         1.875            0.125               713              N                  Stated/Stated                    Purchase               Owner Occupied
   16684695         12.125        1.875            0.125               660              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16684725         14.25         0.755            0.125               710              N                  Stated Income                    Purchase                  Investor
   16684790         13.375        1.875            0.125               636              N                     Limited                       Purchase               Owner Occupied
   16681945         12.75         1.875            0.125               767              N                  Stated Income                    Purchase               Owner Occupied
   16681946         12.625        1.875            0.125               753              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16681957           13          1.875            0.125               701              N                     No Ratio                      Purchase                  Investor
   16684122         13.125        1.875            0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   16684152         13.25         1.875            0.125               648              N                  Stated/Stated                    Purchase                  Investor
   16684071         12.625        2.375            0.125               656              N                       Full                        Purchase               Owner Occupied
   16684078         13.125        1.875            0.125               739              N                 No Documentation                  Purchase               Owner Occupied
   16684082         12.375        1.875            0.125               694              N                       Full                   Cash Out Refinance          Owner Occupied
   16680441         13.875        0.765            0.125               681              N             No Income/Verified Asset              Purchase               Owner Occupied
   16680462         13.25         1.875            0.125               744              N                     No Ratio                 Rate/Term Refinance            Investor
   16680501           13          1.875            0.125               657              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16681402         13.25         1.875            0.125               621              N                  Stated Income                    Purchase               Owner Occupied
   16681425         12.875        1.875            0.125               717              N                     No Ratio                      Purchase                Second Home
   16680549         11.25         1.875            0.125               758              N                  Stated Income                    Purchase               Owner Occupied
   16680555         11.875        1.875            0.125               649              N                       Full                        Purchase               Owner Occupied
   16681441         12.75         1.875            0.125               663              N             No Income/Verified Asset         Cash Out Refinance           Second Home
   16681500         12.875        1.875            0.125                0               Y                  Stated Income               Cash Out Refinance           Second Home
   16681558         12.875        1.875            0.125               686              N                  Stated/Stated                    Purchase               Owner Occupied
   16681615         12.875        1.875            0.125               743              N             No Income/Verified Asset              Purchase               Owner Occupied
   16680617         12.375        1.875            0.125               788              N                     No Ratio                      Purchase               Owner Occupied
   16680633         13.25         0.865            0.125               719              N                  Stated Income                    Purchase                Second Home
   16680641         14.625        1.055            0.125               783              N                  Stated Income                    Purchase                  Investor
   16680659           12          1.875            0.125               694              N                  Stated Income                    Purchase               Owner Occupied
   16680695          14.5         2.375            0.125               640              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16681707         13.125        1.875            0.125               761              N                     No Ratio                      Purchase                  Investor
   16681708         12.375        1.875            0.125               793              N                       Full                        Purchase               Owner Occupied
   16681756          12.5         1.875            0.125               774              N                  Stated Income                    Purchase               Owner Occupied
   16681777         12.875        1.875            0.125               744              N                  Stated Income                    Purchase                  Investor
   16681783         14.125        0.525            0.125               688              N                  Stated Income                    Purchase                Second Home
   16681801         12.625        1.875            0.125               713              N             No Income/Verified Asset         Cash Out Refinance          Owner Occupied
   16681840          11.5         1.875            0.125               688              N                  Stated Income                    Purchase               Owner Occupied
   16681253          13.5         1.875            0.125               624              N             No Income/Verified Asset              Purchase               Owner Occupied
   16661832         12.125        1.875            0.125               696              N                  Stated Income               Cash Out Refinance             Investor
   16680255         13.75         1.875            0.125               628              N                  Stated Income                    Purchase               Owner Occupied
   16661876         13.25         1.875            0.125               657              N                     No Ratio                      Purchase               Owner Occupied
   16661900          12.5         0.865            0.125               688              N                  Stated Income                    Purchase               Owner Occupied
   16680085         13.25         1.875            0.125               630              N                  Stated/Stated               Cash Out Refinance             Investor
   16663668         14.25         1.875            0.125               652              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16680150         13.25         0.765            0.125               683              N             No Income/Verified Asset              Purchase               Owner Occupied
   16680195         12.125        1.215            0.125               730              N                       Full                   Cash Out Refinance          Owner Occupied
   16680360         13.25         1.055            0.125               754              N                  Stated Income                    Purchase                  Investor
   16661945         12.375        1.875            0.125               665              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16663548         13.625        1.875            0.125               726              N                  Stated/Stated               Cash Out Refinance             Investor
   16663568         13.75         1.875            0.125               656              N                  Stated/Stated                    Purchase               Owner Occupied
   16665312         11.75         1.875            0.125               654              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   16663575         13.625          2              0.125               688              N                 No Documentation                  Purchase               Owner Occupied
   16666672         13.625        1.875            0.125               672              N                     No Ratio                      Purchase                  Investor
   16653464           12          1.875            0.125               733              N                  Stated Income                    Purchase               Owner Occupied
   16653686         12.25         1.875            0.125               630              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16649609         13.625          2              0.125               751              N                 No Documentation                  Purchase               Owner Occupied
   16649628         12.75         1.875            0.125               685              N                     No Ratio                 Cash Out Refinance             Investor
   16643503           13          1.875            0.125               647              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16649644         13.125        1.875            0.125               686              N                  Stated/Stated                    Purchase                Second Home
   16649684           12          1.875            0.125               662              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16645839          12.5         1.875            0.125               624              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16645842          13.5         1.875            0.125               639              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16650971         12.625        1.875            0.125               691              N             No Income/Verified Asset              Purchase               Owner Occupied
   16650871         12.75         1.875            0.125               732              N                  Stated Income                    Purchase               Owner Occupied
   16651025         12.375        1.305            0.125               756              N                  Stated Income                    Purchase               Owner Occupied
   16653574         12.75         1.875            0.125               794              N                     No Ratio                      Purchase               Owner Occupied
   16648172         13.125        1.875            0.125               636              N             No Income/Verified Asset              Purchase               Owner Occupied
   16648184         13.25         1.875            0.125               637              N                  Stated Income                    Purchase               Owner Occupied
   16648232          13.5         1.185            0.125               753              N                  Stated Income                    Purchase                Second Home
   16648237           13          1.875            0.125               732              N                     No Ratio                      Purchase                  Investor
   16648122         12.75         1.875            0.125               774              N                  Stated/Stated                    Purchase               Owner Occupied
   16628532         12.625        1.875            0.125               735              N                 No Documentation                  Purchase               Owner Occupied
   16628609           13          1.875            0.125               726              N                  Stated Income                    Purchase                Second Home
   16640480         13.25         1.875            0.125               659              N             No Income/Verified Asset              Purchase               Owner Occupied
   16631164         12.875        1.875            0.125               730              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16631181         12.625        1.875            0.125               620              N                  Stated Income                    Purchase               Owner Occupied
   16640504         13.875        1.875            0.125               670              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16640520         12.125        1.875            0.125               726              N                     No Ratio                      Purchase               Owner Occupied
   16631269         12.75         1.875            0.125               740              N             No Income/Verified Asset              Purchase                  Investor
   16631278         12.75         1.875            0.125               740              N             No Income/Verified Asset              Purchase                  Investor
   16631280          12.5         1.875            0.125               676              N                       Full                   Cash Out Refinance          Owner Occupied
   16630993         12.75         1.875            0.125               642              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16631283         12.75         1.875            0.125               740              N             No Income/Verified Asset              Purchase                  Investor
   16643390         13.125        1.875            0.125               640              N             No Income/Verified Asset              Purchase               Owner Occupied
   16633682          14.5         1.195            0.125               805              N             No Income/Verified Asset              Purchase                Second Home
   16634093         12.75         1.875            0.125               739              N                     No Ratio                      Purchase               Owner Occupied
   16638028          12.5         1.875            0.125               744              N                  Stated Income                    Purchase                Second Home
   16638037         13.25         1.875            0.125               710              N                     No Ratio                 Cash Out Refinance             Investor
   16612574         15.25         1.875            0.125               699              N                 No Documentation                  Purchase                  Investor
   16615799         11.25         1.875            0.125               789              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16615894         12.875        1.875            0.125               651              N                  Stated Income                    Purchase               Owner Occupied
   16615732         13.875        1.875            0.125               681              N                  Stated Income                    Purchase                  Investor
   16612471          11.5         1.875            0.125               697              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16611059          12.5         1.875            0.125               717              N                     No Ratio                      Purchase                  Investor
   16611009           12          1.875            0.125               640              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16605538         12.125        1.875            0.125               760              N                 No Documentation                  Purchase               Owner Occupied
   16605540         15.25         1.875            0.125               633              N                 No Documentation                  Purchase               Owner Occupied
   16605566         12.875        1.875            0.125               740              N                 No Documentation                  Purchase               Owner Occupied
   16600678         12.625        1.875            0.125               664              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16603664         11.875        1.875            0.125               786              N             No Income/Verified Asset              Purchase               Owner Occupied
   16603679         12.875        1.875            0.125               727              N                  Stated Income                    Purchase                  Investor
   16596042         12.375        1.875            0.125               673              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16596995         12.875        1.875            0.125               621              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16597082         14.75         1.875            0.125               663              N                  Stated/Stated                    Purchase               Owner Occupied
   16594485         12.25         1.875            0.125               740              N                  Stated Income               Cash Out Refinance             Investor
   16594356         15.625        1.875            0.125               682              N                  Stated/Stated                    Purchase               Owner Occupied
   16594486         12.25         1.875            0.125               718              N                  Stated Income               Cash Out Refinance             Investor
   14178452         12.95          1.6               0                 641              N                       Full                   Rate/Term Refinance         Owner Occupied
   13973243         11.75         2.375            0.125               713              N                       Full                   Rate/Term Refinance         Owner Occupied
   14003252           12           1.86              0                 777              N                     Standard                      Purchase               Owner Occupied
   13973190         11.75         2.375            0.125               546              N                       Full                        Purchase               Owner Occupied
   13982228         11.875         2.36            0.125               744              N                       Full                   Rate/Term Refinance         Owner Occupied
   13982156           13           2.36            0.125               697              N                       Full                   Cash Out Refinance          Owner Occupied
   13973237           13          2.375            0.125               685              N                       Full                   Rate/Term Refinance         Owner Occupied
   13982099         12.375         2.36            0.125               713              N                       Full                        Purchase               Owner Occupied
   13973132         12.375        2.375            0.125               707              N                       Full                   Rate/Term Refinance         Owner Occupied
   13973231          10.5         2.375            0.125               674              N                       Full                        Purchase               Owner Occupied
   13982034          13.5          2.36            0.125               639              N                       Full                        Purchase               Owner Occupied
   13973133         12.25         2.375            0.125               737              N                       Full                   Rate/Term Refinance         Owner Occupied
   13973134         10.125        2.375            0.125               669              N                       Full                   Rate/Term Refinance         Owner Occupied
   13973206         11.125        2.375            0.125               732              N                       Full                   Cash Out Refinance          Owner Occupied
   14184104         12.625        4.625            0.125               535              N                  Stated Income                    Purchase               Owner Occupied
   14145633         13.25         1.625              0                 767              N                     Reduced                       Purchase               Owner Occupied
   14160784           12            2              0.125               793              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   13982148           14          1.472            0.125               701              N                       Full                        Purchase               Owner Occupied
   13907876         12.375        4.625              0                 649              N                  Stated/Stated                    Purchase               Owner Occupied
   14178626         10.625          2              0.125               740              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   14159594         11.375        1.875              0                 737              N                   Alternative                Cash Out Refinance          Owner Occupied
   14178468           11           2.5               0                 667              N                 No Documentation                  Purchase                Second Home
   14178469         11.75         2.375              0                 692              N                       Full                   Rate/Term Refinance         Owner Occupied
   14152330          11.5         2.375              0                 801              N                       Full                   Cash Out Refinance          Owner Occupied
   14152332           12          2.375              0                 694              N                 No Documentation                  Purchase               Owner Occupied
   14009611           12          2.097            0.125               752              N                       Full                   Rate/Term Refinance         Owner Occupied
   14152339         11.625        2.375              0                 731              N                       Full                   Rate/Term Refinance         Owner Occupied
   14178475         11.875        2.375              0                 767              N                       Full                   Rate/Term Refinance          Second Home
   14152506          11.5         2.375              0                 699              N                       Full                        Purchase               Owner Occupied
   14155018          11.5         2.375            0.125               716              N                       Full                   Cash Out Refinance          Owner Occupied
   14152346           12          2.375              0                 629              N                       Full                        Purchase               Owner Occupied
   14188601         13.25         2.375            0.125               672              N                  Stated/Stated               Cash Out Refinance             Investor
   14188602         12.375        2.875            0.125               516              N                No Income/No Asset                 Purchase               Owner Occupied
   14188606         12.625        2.875            0.125               690              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   14188607           11          2.875            0.125               734              N                       Full                        Purchase                  Investor
   16399630          9.75          1.5               0                 769              N                       Full                   Cash Out Refinance          Owner Occupied
   16399632          9.75          1.5               0                 591              N                       Full                   Rate/Term Refinance         Owner Occupied
   14152517         11.875        2.375              0                 700              N                       Full                        Purchase               Owner Occupied
   14152356         11.875        2.375              0                 572              N                       Full                   Rate/Term Refinance         Owner Occupied
   14188611         11.75         2.375            0.125               681              N                No Income/No Asset                 Purchase               Owner Occupied
   14188616           12           3.25            0.125                0               N                No Income/No Asset                 Purchase                Second Home
   14178654           10          1.875            0.125               748              N                  Stated/Stated               Cash Out Refinance             Investor
   14178493         11.875        2.505              0                 796              N                       Full                        Purchase               Owner Occupied
   14178494          11.5          2.5               0                 750              N                       Full                        Purchase               Owner Occupied
   14178656         12.75         1.875            0.125               625              N                No Income/No Asset                 Purchase               Owner Occupied
   14178496         11.375         2.5               0                 791              N                       Full                        Purchase               Owner Occupied
   14178658           11            2              0.125               590              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14178497         11.375        2.375              0                 645              N                       Full                        Purchase               Owner Occupied
   13975965         10.75          2.31            0.125               698              N                  Stated Income                    Purchase                  Investor
   14152360         11.75         2.375              0                 653              N                       Full                        Purchase               Owner Occupied
   14152365         10.25         2.375              0                 800              N                       Full                        Purchase               Owner Occupied
   14152367         12.625        2.375              0                 753              N                       Full                   Rate/Term Refinance         Owner Occupied
   14152529         11.75         2.375              0                 710              N                       Full                        Purchase               Owner Occupied
   14152369         12.875        2.375              0                 588              N                       Full                        Purchase               Owner Occupied
   14188623           12          2.875            0.125               693              N                  Stated/Stated                    Purchase               Owner Occupied
   14188624         12.75         2.875            0.125               604              N                No Income/No Asset                 Purchase               Owner Occupied
   14178663         11.75           2              0.125               680              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14178664         10.625        2.375            0.125               670              N                  Stated/Stated                    Purchase               Owner Occupied
   14178669         10.875        1.875            0.125               681              N                       Full                        Purchase                  Investor
   14152533         11.375        2.375              0                 707              N                       Full                   Cash Out Refinance          Owner Occupied
   14145082           13          1.625              0                 672              N                       Full                   Cash Out Refinance          Owner Occupied
   14188630         11.875        2.375            0.125               703              N                   Alternative                Cash Out Refinance          Owner Occupied
   14188631         12.375        2.875            0.125               545              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   16396904         11.375        2.375              0                 756              N                     Limited                  Cash Out Refinance          Owner Occupied
   16396905          11.5         2.375              0                 699              N                     Limited                       Purchase                  Investor
   16396906         10.875        2.375              0                 723              N                       Full                        Purchase                  Investor
   16396908         11.125        2.375              0                 761              N                     Limited                       Purchase                Second Home
   14178279         11.375        2.375              0                 710              N                       Full                   Rate/Term Refinance         Owner Occupied
   14183787         12.375        4.625            0.125               700              N                     No Ratio                      Purchase                  Investor
   13968456         14.625          6                0                 644              N                No Income/No Asset                 Purchase               Owner Occupied
   14152307         12.125        2.375              0                 813              N                       Full                   Rate/Term Refinance         Owner Occupied
   14178284         11.625        2.375              0                 642              N                       Full                        Purchase               Owner Occupied
   13968462         11.625         3.75              0                 639              N                  Stated/Stated                    Purchase               Owner Occupied
   14162111         10.625        1.875            0.125               664              N                       Full                        Purchase               Owner Occupied
   14183930         15.75         1.875            0.125               666              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   14183770         12.875        4.625            0.125               509              N                  Stated/Stated                    Purchase               Owner Occupied
   14178426         11.375        2.375              0                 472              N                       Full                   Rate/Term Refinance         Owner Occupied
   16396900         10.875        2.375              0                 772              N                     Limited                       Purchase                  Investor
   16396901           11          2.375              0                 744              N                     Limited                  Cash Out Refinance             Investor
   16396902         10.625        2.375              0                 646              N                     Limited                       Purchase               Owner Occupied
   14183937         15.99         4.625            0.125               613              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   14184228         10.875        4.125            0.125               735              N                       Full                        Purchase               Owner Occupied
   14161791           12            2              0.125               670              N                  Stated/Stated                    Purchase                  Investor
   14161794           12            2              0.125               545              N                  Stated/Stated                    Purchase               Owner Occupied
   14161798           12            2              0.125               674              N                No Income/No Asset            Rate/Term Refinance         Owner Occupied
   13982269         13.25         2.222            0.125               764              N                       Full                        Purchase               Owner Occupied
   13907995           12          4.125              0                 729              N                  Stated/Stated               Cash Out Refinance             Investor
   14156450         10.875        2.375            0.125               586              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   14184242         13.875        4.625            0.125               790              N                 No Documentation                  Purchase                  Investor
   14156460         10.875        2.375            0.125               733              N                       Full                        Purchase                  Investor
   14183515         14.05         6.558            0.125               756              N                  Stated/Stated                    Purchase               Owner Occupied
   14145932           13          1.625              0                 695              N                       Full                        Purchase                  Investor
   14184089         11.875        3.875            0.125               677              N                  Stated/Stated                    Purchase                  Investor
   13976045         10.75          2.31            0.125               651              N                       Full                        Purchase               Owner Occupied
   14104183           12          1.875            0.125               650              N                  Stated Income               Cash Out Refinance             Investor
   16402859         10.25          1.5               0                 675              N                       Full                   Cash Out Refinance          Owner Occupied
   16402860         10.125         1.5               0                 658              N                       Full                   Rate/Term Refinance         Owner Occupied
   16402861         10.625        1.875              0                 558              N                 No Documentation                  Purchase               Owner Occupied
   16402863          9.75          1.5               0                 736              N                       Full                   Cash Out Refinance             Investor
   16402864         10.75         2.375              0                 660              N                       Full                        Purchase               Owner Occupied
   16402865         10.875        2.375              0                 736              N                  Stated Income                    Purchase               Owner Occupied
   16402867           12          1.625              0                 779              N                       Full                   Rate/Term Refinance         Owner Occupied
   13968055          11.5         4.625              0                 607              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14183551           12            4              0.125               712              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   14183715         13.525        4.625            0.125               774              N                       Full                        Purchase                  Investor
   14183561         10.375        2.375            0.125               736              N                       Full                   Rate/Term Refinance         Owner Occupied
   14183562          11.5         3.625            0.125               666              N                       Full                   Rate/Term Refinance         Owner Occupied
   13968076         10.875          3                0                 586              N                No Income/No Asset                 Purchase               Owner Occupied
   13968095         11.75         3.875              0                 776              N                     No Ratio                      Purchase                  Investor
   16397615           13          2.375            0.125               556              N                       Full                        Purchase               Owner Occupied
   16397616           13          2.375            0.125               789              N                       Full                   Cash Out Refinance          Owner Occupied
   16397617           13          2.375            0.125               685              N                       Full                        Purchase               Owner Occupied
   16397618           13          2.375            0.125               804              N                       Full                        Purchase               Owner Occupied
   16397619           13          2.375            0.125               722              N                       Full                        Purchase               Owner Occupied
   14178415         12.375        2.375              0                 719              N                       Full                        Purchase               Owner Occupied
   14178417         11.25          2.5               0                 707              N                       Full                   Cash Out Refinance          Owner Occupied
   16397620           13          2.375            0.125               794              N                       Full                   Rate/Term Refinance         Owner Occupied
   14178419         11.625         2.5               0                 615              N                       Full                        Purchase               Owner Occupied
   16397622           13          2.375            0.125               697              N                       Full                   Rate/Term Refinance         Owner Occupied
   13968432           12          1.625              0                 775              N                       Full                        Purchase               Owner Occupied
   16397624           13          2.375            0.125               619              N                       Full                        Purchase               Owner Occupied
   16397625           13          2.375            0.125               526              N                       Full                   Rate/Term Refinance         Owner Occupied
   16397626           13          2.375            0.125               710              N                       Full                        Purchase               Owner Occupied
   16397627         12.875         2.5               0                 692              N                       Full                   Cash Out Refinance          Owner Occupied
   16397628         12.875         2.5               0                 773              N                       Full                        Purchase               Owner Occupied
   14059159          9.95         2.075              0                 770              N                   Alternative                     Purchase                  Investor
   13982093         11.875        2.097            0.125               703              N                       Full                   Cash Out Refinance          Owner Occupied
   14156428         10.875        2.375            0.125               704              N                       Full                   Cash Out Refinance             Investor
   14059148          9.95         2.075              0                 736              N                       Full                        Purchase                Second Home
   14003292          13.5         1.345              0                 502              N                       Full                        Purchase               Owner Occupied
   14185104          10.5         1.875            0.125               766              N                       Full                        Purchase                  Investor
   14145907         10.875         2.5               0                 790              N                 No Documentation                  Purchase               Owner Occupied
   14156439         10.875        2.375            0.125               753              N                  Stated Income               Rate/Term Refinance            Investor
   14059140          9.95         2.075              0                 684              N                       Full                        Purchase                Second Home
   14003289           13          1.345              0                 646              N                       Full                   Cash Out Refinance          Owner Occupied
   13982241         12.75         2.222            0.125               635              N                       Full                        Purchase               Owner Occupied
   14195329         10.75         1.875              0                 654              N                       Full                        Purchase               Owner Occupied
   14195332         10.875        1.875              0                 550              N                  Stated Income                    Purchase               Owner Occupied
   14195333           12          1.875              0                 662              N                  Stated Income                    Purchase               Owner Occupied
   14195336         10.875        1.875              0                 576              N                       Full                   Rate/Term Refinance          Second Home
   14195337         12.875        1.875              0                 630              N                 No Documentation                  Purchase                  Investor
   14195338         10.875        1.875              0                 588              N                  Stated Income               Rate/Term Refinance            Investor
   14243665          11.5         1.875              0                 769              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14243669         11.375        1.875              0                 697              N                  Stated Income               Cash Out Refinance             Investor
   14243691          11.5         1.875              0                 748              N                     No Ratio                      Purchase               Owner Occupied
   14243696          11.5         1.875              0                 569              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14243699          11.5         1.875              0                 667              N                     No Ratio                 Cash Out Refinance             Investor
   14259418         10.875        1.875              0                 691              N                  Stated/Stated                    Purchase                  Investor
   14259424         10.75         1.875              0                 551              N                No Income/No Asset                 Purchase               Owner Occupied
   14259425          10.5         1.875              0                 775              N                No Income/No Asset                 Purchase               Owner Occupied
   14259428         10.625        1.875              0                 662              N                No Income/No Asset                 Purchase               Owner Occupied
   14259430         10.625        1.875              0                 772              N                  Stated/Stated                    Purchase               Owner Occupied
   14259431         10.625        1.875              0                 571              N                  Stated/Stated                    Purchase               Owner Occupied
   14259435          10.5         1.875              0                 784              N                No Income/No Asset                 Purchase               Owner Occupied
   14259436         9.125         1.875              0                 654              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   14259438         11.625        1.875              0                 762              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   14259440         10.75         1.875              0                 632              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   14259446          11.5         1.875              0                 656              N                       Full                        Purchase               Owner Occupied
   14259447           11          1.875              0                 525              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   14259450           11          1.875              0                 670              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   14259455         10.25         1.875              0                 793              N                       Full                        Purchase                  Investor
   14259456         10.625        1.875              0                 697              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14259457         10.75         1.875              0                 739              N                  Stated/Stated               Rate/Term Refinance            Investor
   14259460         9.875         1.875              0                 681              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14259462           11          1.875              0                 708              N                  Stated/Stated                    Purchase               Owner Occupied
   14259465         10.375        1.875              0                 744              N                       Full                   Rate/Term Refinance         Owner Occupied
   14259467         10.875        1.875              0                 722              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   14259471           10          1.875              0                 752              N                       Full                        Purchase               Owner Occupied
   14259486         9.625         1.875              0                 796              N                       Full                        Purchase               Owner Occupied
   14016378         9.875         1.875              0                 786              N                       Full                   Rate/Term Refinance         Owner Occupied
   14020022         12.375        4.625            0.125               763              N                       Full                        Purchase                  Investor
   14028985         10.75         1.875              0                 689              N                  Stated Income                    Purchase               Owner Occupied
   14048695          11.5         1.875              0                 697              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14048696         10.625        1.875              0                 717              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   14048697          10.5         1.875              0                 751              N                       Full                   Cash Out Refinance             Investor
   14015377          11.5         1.875              0                 769              N                  Stated Income               Cash Out Refinance             Investor
   14015810         9.875         1.875              0                 693              N                 No Documentation                  Purchase               Owner Occupied
   14015813         9.375         1.875              0                 796              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   14015915         11.625        1.875            0.125               766              N                  Stated Income                    Purchase               Owner Occupied
   14016374          10.5         1.875              0                 795              N                       Full                   Cash Out Refinance             Investor
   14016375         9.875         1.875              0                 633              N                       Full                        Purchase               Owner Occupied
   14005061         12.75         1.875            0.125               645              N                  Stated Income                    Purchase                  Investor
   14005100          11.5         1.875            0.125               547              N                 No Documentation                  Purchase               Owner Occupied
   14009544         11.875        1.875              0                  0               Y                     No Ratio                      Purchase                Second Home
   14009545          9.75         1.875              0                 755              N                       Full                        Purchase               Owner Occupied
   14015375          11.5         1.875              0                 699              N                  Stated Income                    Purchase                  Investor
   13989087         10.875        1.875              0                 675              N                  Stated Income                    Purchase                Second Home
   13989090          10.5         1.875              0                 697              N                       Full                        Purchase                  Investor
   13989096         9.375         1.875              0                 780              N                       Full                        Purchase               Owner Occupied
   13989133         11.375        1.875              0                 673              N                       Full                        Purchase                  Investor
   13992728          9.25         1.875            0.125               757              N                  Stated Income                    Purchase               Owner Occupied
   13993515          9.25         1.875              0                 661              N                 No Documentation                  Purchase               Owner Occupied
   14000693         10.75         1.875              0                 678              N                       Full                   Cash Out Refinance          Owner Occupied
   14000912         10.25         1.875            0.125               715              N                       Full                        Purchase               Owner Occupied
   14000925         11.625        1.875            0.125               556              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   14000947         11.875        1.875            0.125               684              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   14001217          12.5         1.875            0.125               616              N                  Stated Income                    Purchase                  Investor
   14001475           11          1.875            0.125               531              N                  Stated/Stated                    Purchase               Owner Occupied
   14002743         10.25         1.875            0.125               614              N                 No Documentation             Cash Out Refinance          Owner Occupied
   14002744         10.375        1.875            0.125               740              N                  Stated Income                    Purchase               Owner Occupied
   14002792          11.5         1.875              0                 715              N                  Stated Income                    Purchase                Second Home
   14002795          10.5         1.875              0                 712              N                       Full                   Cash Out Refinance          Owner Occupied
   14002797           11          1.875              0                 728              N                  Stated Income               Cash Out Refinance           Second Home
   14003210         9.375         1.875            0.125               758              N                       Full                        Purchase                  Investor
   14003211         9.875         1.875            0.125               700              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   14005060         12.875        1.875            0.125               664              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14194837         13.125        4.625              0                 662              N                 No Documentation                  Purchase                  Investor
   14195065         9.875         1.875              0                 706              N                  Stated Income                    Purchase               Owner Occupied
   14259458         10.75         1.875              0                 751              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14259470         11.125        1.875              0                  0               N                  Stated/Stated                    Purchase                Second Home
   14003253         11.625        2.235              0                 751              N                       Full                   Rate/Term Refinance         Owner Occupied
   14003255         12.125        2.235              0                 719              N                       Full                        Purchase               Owner Occupied
   14003279         12.125         2.22              0                 646              N                       Full                   Cash Out Refinance          Owner Occupied
   14003294         11.875         2.22              0                 630              N                       Full                   Cash Out Refinance          Owner Occupied
   14003306           12          2.375              0                 711              N                       Full                   Cash Out Refinance          Owner Occupied
   14003382           12          2.235              0                 651              N                       Full                        Purchase               Owner Occupied
   14195300         11.375        1.875              0                 676              N                       Full                        Purchase                  Investor
   14195304         11.625        1.875              0                 786              N                  Stated Income                    Purchase                  Investor
   14195306         11.375        1.875              0                 497              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   14195312         11.625        1.875              0                 794              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   14195314         10.375        1.875              0                 667              N                  Stated Income                    Purchase               Owner Occupied
   14195322         9.625         1.875              0                 747              N                       Full                   Cash Out Refinance          Owner Occupied
   14195326         12.625        1.875              0                 695              N                  Stated Income                    Purchase                  Investor
   14195327         11.75         1.875              0                 696              N                     No Ratio                      Purchase                  Investor
   13987574         12.125        1.875            0.125               586              N                  Stated Income                    Purchase                Second Home
   13987610         11.625        1.875            0.125               777              N                  Stated Income                    Purchase                  Investor
   13987615           11          1.875            0.125               804              N                  Stated Income               Cash Out Refinance             Investor
   13987624          11.5         1.875            0.125               720              N                  Stated Income                    Purchase               Owner Occupied
   13987636         10.25         1.875              0                 722              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   13987789         10.875        1.875            0.125               657              N                       Full                        Purchase               Owner Occupied
   13987798         10.75         1.875            0.125               500              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13988255          9.5          1.875              0                 674              N                 No Documentation                  Purchase               Owner Occupied
   13988879         12.25         1.875            0.125               703              N                 No Documentation                  Purchase                  Investor
   13988908         10.625        1.875            0.125               777              N                 No Documentation             Cash Out Refinance          Owner Occupied
   14016093         11.625          2              0.125               611              N                  Stated/Stated                    Purchase               Owner Occupied
   13959979         11.875          2              0.125               740              N                  Stated Income               Cash Out Refinance             Investor
   14177823          10.5         1.875              0                 651              N                 No Documentation                  Purchase               Owner Occupied
   14195164         11.625          2                0                 759              N                       Full                        Purchase                  Investor
   14194994         11.625          2                0                 692              N                       Full                   Cash Out Refinance             Investor
   13988900         10.125        2.375            0.125               700              N                  Stated Income               Rate/Term Refinance            Investor
   13954981         11.875          2              0.125               746              N                 No Documentation                  Purchase               Owner Occupied
   13987857         11.625          2              0.125               656              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   13892300         11.875          2              0.125               641              N                  Stated Income               Rate/Term Refinance            Investor
   13975800         11.125        3.125              0                 668              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   13983662         10.125          2              0.125               762              N                       Full                   Cash Out Refinance             Investor
   13988914         10.875          2              0.125               740              N                     No Ratio                      Purchase                  Investor
   13902149         12.125          2              0.125               756              N                  Stated Income                    Purchase                  Investor
   13973319         11.25           2              0.125               704              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   14195196           9             2                0                 791              N                  Stated Income               Rate/Term Refinance            Investor
   13884138         12.25         4.625              0                 714              N                     No Ratio                      Purchase                  Investor
   13906986         10.75           2              0.125               709              N                       Full                        Purchase                  Investor
   13973320         10.75           2              0.125               769              N                  Stated/Stated                    Purchase               Owner Occupied
   13942562         11.875          2              0.125               641              N                  Stated Income               Rate/Term Refinance            Investor
   13907571         11.75          1.75              0                 775              N                  Stated Income                    Purchase               Owner Occupied
   13968865         10.75           2              0.125               696              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   14195067         11.25           2                0                 745              N                  Stated Income                    Purchase               Owner Occupied
   14195119         11.625          2                0                 756              N                       Full                        Purchase                  Investor
   13970084          10.5           2              0.125               795              N                 No Documentation             Cash Out Refinance          Owner Occupied
   13929655         10.375          2              0.125               697              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13945142         11.875          2              0.125               725              N                  Stated Income                    Purchase                Second Home
   13945144         11.125          2              0.125               730              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14194870           10            2                0                 782              N                       Full                   Rate/Term Refinance         Owner Occupied
   13987620         11.75           2              0.125               722              N                       Full                   Cash Out Refinance             Investor
   14195110         11.625          2                0                 732              N                       Full                        Purchase                  Investor
   14005865         11.375          2              0.125               694              N                  Stated Income                    Purchase               Owner Occupied
   13966207         11.25          3.75              0                 714                                      Full                   Cash Out Refinance             Investor
   13948789         11.875          2              0.125               670              N                 No Documentation                  Purchase               Owner Occupied
   13909925         10.875        1.875            0.125               761              N                       Full                        Purchase                  Investor
   13905493         11.75           2              0.125               624              N                  Stated Income                    Purchase               Owner Occupied
   13963474         10.625          2              0.125               695              N                 No Documentation                  Purchase                  Investor
   14005421         11.625          2              0.125               732              N                     No Ratio                 Cash Out Refinance             Investor
   13892299         11.875          2              0.125               791              N                       Full                        Purchase                  Investor
   13970070         11.875          2              0.125               662              N                 No Documentation                  Purchase                  Investor
   13970071         11.875          2              0.125               685              N                       Full                   Rate/Term Refinance            Investor
   13970073         11.25           2              0.125               685              N                       Full                   Rate/Term Refinance         Owner Occupied
   14195109         11.625        2.375              0                 647              N                 No Documentation                  Purchase               Owner Occupied
   13985155         11.25         1.875            0.125               691              N                  Stated/Stated                    Purchase               Owner Occupied
   13985171          11.5         1.875            0.125               694              N                     No Ratio                      Purchase               Owner Occupied
   13985173           11          1.875            0.125               667              N                  Stated Income                    Purchase               Owner Occupied
   13985226          9.75         1.875              0                 635              N                       Full                        Purchase               Owner Occupied
   13985227         10.125        1.875              0                 685              N                  Stated Income                    Purchase               Owner Occupied
   13982843          10.5         1.875            0.125               751              N                       Full                        Purchase               Owner Occupied
   13983701          10.5         1.875            0.125               727              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13985110         10.625        1.875            0.125               688              N                  Stated Income                    Purchase               Owner Occupied
   13985153         11.875        1.875            0.125               669              N                  Stated Income                    Purchase               Owner Occupied
   13978431         10.75         1.875            0.125               641              N                  Stated Income                    Purchase               Owner Occupied
   13978462         11.375        1.875            0.125               765              N                       Full                        Purchase               Owner Occupied
   13982813          10.5         1.875            0.125               739              N                  Stated Income                    Purchase                  Investor
   13982827         11.875        1.875            0.125               680              N                  Stated Income                    Purchase                  Investor
   13982830         12.125        1.875            0.125               671              N                  Stated/Stated                    Purchase                  Investor
   14160768         10.75           2              0.125               694              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   14188681         12.875          2              0.125               648              N                     No Ratio                 Cash Out Refinance             Investor
   14188682         11.625        2.375            0.125               643              N                   Alternative                Cash Out Refinance          Owner Occupied
   14188686         12.75         2.375            0.125               709              N                  Stated/Stated               Cash Out Refinance             Investor
   14003334           13          1.345              0                 765              N                   Alternative                Rate/Term Refinance         Owner Occupied
   14145620          12.5          2.5               0                 678              N                       Full                        Purchase                Second Home
   14145621         12.75          2.5               0                 692              N                       Full                        Purchase               Owner Occupied
   14152592         11.625        2.375              0                 706              N                       Full                   Rate/Term Refinance         Owner Occupied
   14152756          11.5         2.375              0                 688              N                       Full                   Rate/Term Refinance         Owner Occupied
   14160776         11.75           2              0.125               693              N                       Full                        Purchase                  Investor
   14152597          11.5         2.375              0                 612              N                       Full                   Rate/Term Refinance         Owner Occupied
   14152598         12.375        2.375              0                 668              N                       Full                   Rate/Term Refinance         Owner Occupied
   14188695         11.875        2.875            0.125               777              N                No Income/No Asset                 Purchase               Owner Occupied
   14188645         11.625        2.875            0.125               718              N                No Income/No Asset                 Purchase                Second Home
   14178682           12          2.375            0.125               711              N                No Income/No Asset            Rate/Term Refinance            Investor
   14188647         12.625        2.375            0.125               764              N                No Income/No Asset                 Purchase               Owner Occupied
   14178684         10.375        1.875            0.125               644              N                       Full                        Purchase               Owner Occupied
   14145426           13          1.625              0                 810              N                       Full                        Purchase               Owner Occupied
   14152718         12.375        2.375              0                 577              N                       Full                   Rate/Term Refinance         Owner Occupied
   14152394         12.25         2.375              0                 661              N                       Full                        Purchase               Owner Occupied
   14188653           13          2.375            0.125               657              N                No Income/No Asset                 Purchase               Owner Occupied
   14188655         12.625        2.375            0.125               692              N                No Income/No Asset                 Purchase               Owner Occupied
   14188656         11.75         2.875            0.125               667              N                     No Ratio                      Purchase               Owner Occupied
   14003304           13          1.345              0                 793              N                   Alternative                Rate/Term Refinance          Second Home
   14152722         11.25         2.375              0                 626              N                       Full                        Purchase               Owner Occupied
   14145278           13          1.625              0                 703              N                       Full                   Rate/Term Refinance         Owner Occupied
   13907834         10.25         2.375              0                 657              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14188665         11.875        2.875            0.125               760              N                No Income/No Asset                 Purchase               Owner Occupied
   14003317           13          1.625              0                 634              N                       Full                   Cash Out Refinance          Owner Occupied
   14161801           12            2              0.125               649              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14161806           12            2              0.125               768              N                       Full                   Cash Out Refinance             Investor
   14145284         13.25         1.625              0                 550              N                       Full                   Cash Out Refinance          Owner Occupied
   14152737         12.75         2.375              0                 782              N                       Full                   Rate/Term Refinance         Owner Occupied
   13907842         12.125        1.875              0                 724              N                  Stated Income                    Purchase                  Investor
   14188678         11.75         2.375            0.125               736              N                   Alternative                Cash Out Refinance             Investor
   14003328           13          1.345              0                 744              N                   Alternative                Rate/Term Refinance         Owner Occupied
   14152743         12.625        2.375              0                 712              N                       Full                        Purchase               Owner Occupied
   14152744         11.75         2.375              0                 643              N                       Full                   Rate/Term Refinance         Owner Occupied
   13907804           11          1.875              0                 763              N                No Income/No Asset            Rate/Term Refinance         Owner Occupied
   14188632         12.25         2.375            0.125               751              N                     No Ratio                      Purchase                  Investor
   14188635         11.375        2.875            0.125               678              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   14188637         12.125        2.875            0.125               729              N                  Stated/Stated                    Purchase                Second Home
   14188638         12.125        2.375            0.125               696              N                No Income/No Asset                 Purchase               Owner Occupied
   14152542         11.875        2.375              0                 779              N                No Income/No Asset            Rate/Term Refinance         Owner Occupied
   14152543         11.75         2.375              0                 594              N                       Full                        Purchase               Owner Occupied
   14152383         11.875        2.375              0                 587              N                       Full                        Purchase               Owner Occupied
   14188640         10.875        2.375            0.125               694              N                  Stated/Stated                    Purchase                Second Home
   14188642         12.75         2.375            0.125               709              N                  Stated/Stated               Cash Out Refinance             Investor
   13976722         10.125        1.875            0.125               648              N                  Stated Income                    Purchase               Owner Occupied
   13976734           10          1.875            0.119               641              N                  Stated Income                    Purchase               Owner Occupied
   13976741           11          1.875            0.125               721              N                     No Ratio                      Purchase               Owner Occupied
   13976757           10          1.875            0.125               766              N                       Full                   Cash Out Refinance          Owner Occupied
   13977450         10.125        1.875              0                 732              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13975891         10.625        1.875            0.125               655              N                       Full                        Purchase               Owner Occupied
   13976665         11.875        1.875            0.125               741              N                  Stated Income                    Purchase               Owner Occupied
   13976670         9.875         1.875            0.125               774              N                  Stated Income                    Purchase               Owner Occupied
   13976682         10.25         1.875            0.125               674              N                       Full                        Purchase               Owner Occupied
   13975395         10.75         1.875            0.125               667              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13975767           10          1.875              0                 716              N                 No Documentation                  Purchase               Owner Occupied
   13975797         10.75          3.5               0                 767              N                No Income/No Asset                 Purchase                  Investor
   13975871         11.125        1.875            0.125               698              N                  Stated Income                    Purchase                  Investor
   13975888         11.625        1.875            0.125               649              N                  Stated/Stated                    Purchase               Owner Occupied
   13975353          10.5         1.875            0.125               706              N                  Stated Income                    Purchase                  Investor
   13975377         10.75         1.875            0.125               689              N                  Stated Income                    Purchase               Owner Occupied
   13975378           10          1.875            0.125               707              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13975382         10.25         1.875            0.125               725              N                  Stated Income                    Purchase               Owner Occupied
   13970064         9.875         1.875            0.125               771              N                  Stated Income                    Purchase               Owner Occupied
   13970066         11.125        1.875            0.125               771              N                       Full                        Purchase               Owner Occupied
   13973667         11.125        1.875            0.125               675              N                  Stated Income                    Purchase                  Investor
   13965778         10.875        1.875            0.125               658              N                  Stated Income                    Purchase               Owner Occupied
   13966074         9.875         1.875              0                 789              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   13966141         10.25         1.875            0.125               698              N                  Stated/Stated                    Purchase               Owner Occupied
   13966146         10.375        1.875            0.125               668              N                       Full                   Rate/Term Refinance         Owner Occupied
   13966157         10.125        1.875            0.125               682              N                  Stated Income               Cash Out Refinance             Investor
   13966172         11.75         1.875            0.125               783              N                       Full                        Purchase                  Investor
   13966173         11.25         1.875            0.125               758              N                  Stated Income                    Purchase               Owner Occupied
   13966205         9.875         1.875              0                  0               Y                 No Documentation                  Purchase                Second Home
   13966206         11.25         3.749              0                 667                                 Stated/Stated               Cash Out Refinance          Owner Occupied
   13966213         10.875        3.375              0                 694                                    No Ratio                      Purchase               Owner Occupied
   13966301         10.625        1.875            0.125               705              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   13966342         10.625        1.875            0.125               740              N                       Full                        Purchase                Second Home
   13966358          10.5         1.875            0.125               684              N                  Stated Income               Rate/Term Refinance            Investor
   13966477           11          1.875            0.125               798              N                  Stated Income                    Purchase               Owner Occupied
   13966508         10.375        1.875            0.125               716              N                     No Ratio                      Purchase                  Investor
   13966799          10.5         1.875            0.125               737              N                  Stated Income                    Purchase               Owner Occupied
   13966805         10.375        1.875            0.125               680              N                  Stated Income                    Purchase                  Investor
   13966835           11          1.875            0.125               666              N                  Stated Income               Cash Out Refinance             Investor
   13966846         10.625        1.875            0.125               658              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13968780         10.625        1.875            0.125               703              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13968791          9.5          1.875            0.125               691              N                  Stated Income                    Purchase               Owner Occupied
   13968824          10.5         1.875            0.125               673              N                       Full                        Purchase               Owner Occupied
   13968830         10.25         1.875            0.125               741              N                       Full                        Purchase               Owner Occupied
   13968847         10.625        1.875            0.125               733              N                 No Documentation                  Purchase               Owner Occupied
   13968867         9.625         1.875            0.125               747              N                       Full                   Cash Out Refinance          Owner Occupied
   13969049         10.125        1.875            0.125               685              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   13969062          9.25         1.875            0.125               661              N                  Stated Income                    Purchase               Owner Occupied
   13969072         10.625        1.875            0.125               778              N                       Full                        Purchase                  Investor
   13969076         11.375        1.875            0.125               780              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   13969086         10.375        1.875            0.125               775              N                       Full                        Purchase               Owner Occupied
   13969124           10          1.875            0.125               725              N                     No Ratio                      Purchase               Owner Occupied
   13969134          11.5         1.875            0.125               670              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13969405         10.875        1.875            0.125               681              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   13969408           10          1.875            0.125               783              N                  Stated Income                    Purchase               Owner Occupied
   13969439         11.25         1.875            0.125               681              N                  Stated Income                    Purchase                  Investor
   13959986          9.75         1.875            0.125               656              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13960877         11.125        1.875            0.125               763              N                  Stated Income               Rate/Term Refinance          Second Home
   13960878         10.125        1.875            0.125               711              N                       Full                        Purchase               Owner Occupied
   13960902         10.25         1.875            0.125               653              N                       Full                   Cash Out Refinance          Owner Occupied
   13960924          11.5         1.875            0.125               685              N                       Full                   Rate/Term Refinance         Owner Occupied
   13960963          9.75         1.875            0.125               711              N                       Full                        Purchase               Owner Occupied
   13960966         10.375        1.875            0.125               767              N                  Stated Income               Rate/Term Refinance            Investor
   13963476         11.125        1.875            0.125               672              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13963480         10.125        1.875            0.125               641              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13963489           10          1.875            0.125               682              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13963500         10.125        1.875            0.125               642              N                       Full                        Purchase               Owner Occupied
   13964969           10          1.875            0.125               688              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13964985         9.375         1.875            0.125               640              N                  Stated Income                    Purchase               Owner Occupied
   13964992         10.125        1.875            0.125               728              N                 No Documentation                  Purchase               Owner Occupied
   13965748           9           1.875            0.125               753              N                       Full                   Cash Out Refinance          Owner Occupied
   13957440         10.625        1.875            0.125               702              N                       Full                        Purchase                  Investor
   13957463         10.375        1.875            0.125               702              N                     No Ratio                      Purchase                Second Home
   13959774         9.625         1.875            0.125               657              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13959783         11.125        1.875            0.125               643              N                 No Documentation                  Purchase               Owner Occupied
   13959786          10.5         1.875            0.125               666              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13959931         10.75         1.875            0.125               690              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13959958         10.125        1.875            0.125               641              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13959971         10.25         1.875            0.125               726              N                       Full                        Purchase               Owner Occupied
   13959976           11          1.875            0.125               688              N                 No Documentation                  Purchase                  Investor
   13939746         10.875        1.875            0.125               688              N                  Stated Income                    Purchase                  Investor
   13940961          10.5         1.875            0.125               674              N                  Stated Income                    Purchase               Owner Occupied
   13941012         10.375        1.875            0.125               759              N                       Full                        Purchase               Owner Occupied
   13941201           10          1.875            0.125               759              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13942540         10.625        1.875            0.125               657              N                       Full                        Purchase               Owner Occupied
   13942559         8.875         1.875            0.125               767              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13942950         10.875        1.875            0.125               716              N                  Stated/Stated                    Purchase               Owner Occupied
   13942968         10.375        1.875            0.125               677              N                  Stated Income                    Purchase               Owner Occupied
   13943918         11.25         1.875            0.125               667              N                 No Documentation                  Purchase               Owner Occupied
   13943965          9.5          2.375              0                 791              N                       Full                   Rate/Term Refinance         Owner Occupied
   13944177          10.5         1.875            0.125               692              N                       Full                   Cash Out Refinance          Owner Occupied
   13944181         10.625        1.875            0.125               650              N                  Stated Income                    Purchase               Owner Occupied
   13944184           11          1.875            0.125               679              N                       Full                        Purchase               Owner Occupied
   13944189         11.25         1.875            0.125               667              N                       Full                        Purchase                  Investor
   13944191         10.625        1.875            0.125               714              N                       Full                        Purchase                  Investor
   13945148         9.875         1.875            0.125               732              N                  Stated Income                    Purchase               Owner Occupied
   13945156           10          1.875            0.125               650              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13945182         10.375        1.875            0.125               768              N                     No Ratio                      Purchase               Owner Occupied
   14048698          10.5         1.875              0                 703              N                       Full                   Rate/Term Refinance            Investor
   14079981          11.5         1.875              0                 691              N                 No Documentation                  Purchase               Owner Occupied
   14079982         11.25         1.875              0                 735              N                       Full                        Purchase                  Investor
   14083313          11.5         1.875              0                 784              N                       Full                   Cash Out Refinance             Investor
   14194839         10.375        1.875              0                 753              N                       Full                        Purchase                  Investor
   14194873         10.875        1.875              0                 652              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14194878         9.125         1.875              0                 690              N                       Full                   Rate/Term Refinance         Owner Occupied
   14194879         10.25         1.875              0                 709              N                       Full                        Purchase               Owner Occupied
   14194880         11.75         1.875              0                 702              N                     No Ratio                      Purchase                  Investor
   14194885         11.25         1.875              0                 663              N                  Stated Income                    Purchase               Owner Occupied
   14194893          11.5         0.267              0                 682              N                 No Documentation             Cash Out Refinance          Owner Occupied
   14194903          12.5         1.875              0                 655              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   14194907         11.25         1.875              0                 702              N                  Stated Income                    Purchase               Owner Occupied
   14194911         10.25         1.875              0                 782              N                  Stated Income               Rate/Term Refinance          Second Home
   14194912         11.25         1.875              0                 674              N                  Stated/Stated                    Purchase                Second Home
   14194913         10.375        1.875              0                 792              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   14194924         11.75         1.875              0                 705              N                  Stated Income                    Purchase               Owner Occupied
   14194926         12.125        1.875              0                 740              N                  Stated Income               Cash Out Refinance             Investor
   14194927         12.875        1.875              0                 690              N                     No Ratio                      Purchase                  Investor
   14194929           11          1.875              0                 773              N                 No Documentation             Cash Out Refinance          Owner Occupied
   14194930         11.25         1.875              0                 742              N                       Full                        Purchase               Owner Occupied
   14194937          10.5         1.875              0                 720              N                       Full                        Purchase                  Investor
   14194938         10.75         1.875              0                 756              N                  Stated Income                    Purchase               Owner Occupied
   14194939         11.25         1.875              0                 746              N                 No Documentation                  Purchase                  Investor
   14194940         11.25         1.875              0                 655              N                  Stated/Stated                    Purchase                  Investor
   14194942          10.5         1.875              0                 720              N                       Full                        Purchase                  Investor
   14194944         11.25         1.875              0                 642              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   14194946         10.625        1.875              0                 666              N                 No Documentation                  Purchase               Owner Occupied
   14194947         11.125        1.875              0                 647              N                 No Documentation                  Purchase               Owner Occupied
   14194960         11.875        1.875              0                 689              N                  Stated Income                    Purchase               Owner Occupied
   14194964         10.125        1.875              0                 690              N                  Stated/Stated                    Purchase               Owner Occupied
   14194965           11          1.875              0                 646              N                 No Documentation                  Purchase               Owner Occupied
   14194976         9.625         1.875              0                 730              N                  Stated Income                    Purchase               Owner Occupied
   14194984          11.5         1.875              0                 768              N                  Stated Income                    Purchase                  Investor
   14194995         11.375        1.875              0                 726              N                 No Documentation             Cash Out Refinance           Second Home
   14194996          10.5         1.875              0                 797              N                  Stated Income                    Purchase                Second Home
   14194999         11.75         1.875              0                 722              N                  Stated Income               Rate/Term Refinance            Investor
   14195003         11.75         1.875              0                 710              N                  Stated/Stated                    Purchase               Owner Occupied
   14195004          9.75         1.875              0                 694              N                 No Documentation                  Purchase               Owner Occupied
   14195018          11.5         1.875              0                 695              N                 No Documentation             Cash Out Refinance          Owner Occupied
   14195021         11.25         1.875              0                 791              N                  Stated Income                    Purchase                  Investor
   14195023         11.375        1.875              0                 665              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14195030         11.375        1.875              0                 646              N                  Stated Income                    Purchase               Owner Occupied
   14195032         10.625        1.875              0                 755              N                  Stated Income                    Purchase               Owner Occupied
   14195037         10.75         1.875              0                 704              N                       Full                        Purchase                  Investor
   14195050         10.375        1.875              0                 806              N                       Full                        Purchase                  Investor
   14195052         10.625        1.875              0                 682              N                       Full                        Purchase               Owner Occupied
   14195058         10.25         1.875              0                 673              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14195071         10.375        1.875              0                 696              N                  Stated Income                    Purchase               Owner Occupied
   14195073         10.875        1.875              0                 758              N                       Full                   Rate/Term Refinance         Owner Occupied
   14195074          9.75         1.875              0                 758              N                       Full                        Purchase                  Investor
   14195077         11.375        1.875              0                 687              N                       Full                        Purchase                  Investor
   14195082         10.875        1.875              0                 660              N                       Full                        Purchase                  Investor
   14195096         10.625        1.875              0                 706              N                       Full                        Purchase                  Investor
   14195097          11.5         1.875              0                 751              N                  Stated Income               Cash Out Refinance             Investor
   14195098         9.625         1.875              0                 786              N                       Full                   Rate/Term Refinance         Owner Occupied
   14195099         10.25         1.875              0                 676              N                 No Documentation             Cash Out Refinance          Owner Occupied
   14195100         12.25         1.875              0                 655              N                 No Documentation             Cash Out Refinance           Second Home
   14195106          11.5         1.875              0                 656              N                  Stated Income                    Purchase               Owner Occupied
   14195107           11          1.875              0                 683              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14195123         12.75         1.875              0                 787              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   14195130         11.875        1.875              0                 692              N                  Stated Income               Rate/Term Refinance            Investor
   14195133         11.75         1.875              0                 702              N                     No Ratio                      Purchase                  Investor
   14195138         11.125        1.875              0                 673              N                       Full                   Cash Out Refinance          Owner Occupied
   14195139         10.375        1.875              0                 659              N                       Full                   Rate/Term Refinance         Owner Occupied
   14195143           13          1.875              0                 678              N                  Stated Income                    Purchase                  Investor
   14195150         11.875        1.875              0                 692              N                  Stated Income               Rate/Term Refinance            Investor
   14195156         11.625        1.875              0                 653              N                  Stated/Stated                    Purchase               Owner Occupied
   14195158         11.125        1.875              0                 645              N                       Full                        Purchase                  Investor
   14195162         10.875        1.875              0                 668              N                  Stated Income                    Purchase               Owner Occupied
   14195165         11.75         1.875              0                 666              N                  Stated/Stated                    Purchase                  Investor
   14195167         11.25         1.875              0                 698              N                       Full                        Purchase               Owner Occupied
   14195177         11.375        2.375              0                 650              N                 No Documentation                  Purchase               Owner Occupied
   14195178         11.875        1.875              0                 692              N                  Stated Income               Rate/Term Refinance            Investor
   14195180         11.375        1.875              0                 687              N                  Stated/Stated                    Purchase               Owner Occupied
   14195181          10.5         1.875              0                 676              N                 No Documentation                  Purchase               Owner Occupied
   14195183         10.875        2.375              0                 715              N                 No Documentation             Cash Out Refinance          Owner Occupied
   14195186         10.375        1.875              0                 724              N                  Stated Income                    Purchase               Owner Occupied
   14195187         11.875        2.375              0                 706              N                       Full                   Cash Out Refinance             Investor
   14195192         11.375        1.875              0                 744              N                  Stated Income                    Purchase                  Investor
   14195194           10          1.875              0                 673              N                  Stated Income                    Purchase               Owner Occupied
   14195198          12.5         1.875              0                 688              N                  Stated Income                    Purchase                  Investor
   14195199           11          1.875              0                 708              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14195204          9.5          2.375              0                 770              N                       Full                   Rate/Term Refinance         Owner Occupied
   14195207         10.375        1.875              0                 672              N                       Full                        Purchase               Owner Occupied
   14195214         12.625        1.875              0                 699              N                  Stated Income               Cash Out Refinance             Investor
   14195215         11.625        1.875              0                 755              N                       Full                   Rate/Term Refinance         Owner Occupied
   14195217         11.25         1.875              0                  0               N                     No Ratio                      Purchase                Second Home
   14195223         11.25         1.875              0                 658              N                  Stated Income                    Purchase                  Investor
   14195225         12.125        1.875              0                 794              N                       Full                        Purchase                  Investor
   14195226         10.125        1.875              0                 673              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14195228         12.75         1.875              0                 700              N                  Stated Income                    Purchase                  Investor
   14195229         10.125        1.875              0                 715              N                       Full                        Purchase               Owner Occupied
   14195234           11          1.875              0                 711              N                  Stated Income                    Purchase               Owner Occupied
   14195238         10.125        1.875              0                 751              N                       Full                   Rate/Term Refinance         Owner Occupied
   14195244         10.75         1.875              0                 671              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   14195248         12.75         1.875              0                  0               N                       Full                        Purchase                Second Home
   14195250         8.875         1.875              0                 695              N                 No Documentation                  Purchase               Owner Occupied
   14195257         10.875        1.875              0                 769              N                  Stated Income                    Purchase               Owner Occupied
   14195258         10.625        1.875              0                 728              N                     No Ratio                 Rate/Term Refinance            Investor
   14195262         11.875        1.875              0                 649              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14195265          9.5          1.875              0                 785              N                  Stated/Stated                    Purchase               Owner Occupied
   14195267         11.25         1.875              0                 711              N                 No Documentation             Cash Out Refinance             Investor
   14195273         11.25         1.875              0                 687              N                  Stated Income                    Purchase               Owner Occupied
   14195274         10.875        1.875              0                 716              N                 No Documentation                  Purchase               Owner Occupied
   14195295          10.5         1.875              0                 698              N                       Full                        Purchase               Owner Occupied
   14195298         11.875        1.875              0                 645              N                  Stated Income                    Purchase                  Investor
   13918450           10          1.875            0.125               780              N                 No Documentation                  Purchase               Owner Occupied
   13918921         10.875        1.875            0.125               725              N                  Stated/Stated                    Purchase               Owner Occupied
   13920340           10          1.875            0.125               712              N                  Stated Income                    Purchase               Owner Occupied
   13920856         10.625        1.875            0.125               688              N                  Stated Income                    Purchase               Owner Occupied
   13920884          11.5         1.875            0.125               726              N                  Stated Income               Rate/Term Refinance            Investor
   13920894          11.5         1.875            0.125               726              N                  Stated Income               Rate/Term Refinance            Investor
   13921034         10.875        1.875            0.125               647              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13921045         12.125        1.875            0.125               711              N                 No Documentation                  Purchase               Owner Occupied
   13921054         11.125        1.875            0.125               666              N                  Stated Income                    Purchase                  Investor
   13923149         8.625         1.875              0                 717              N                       Full                   Rate/Term Refinance         Owner Occupied
   13923156         10.125        1.875              0                 695              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13923189           10          1.875            0.125               741              N                       Full                        Purchase               Owner Occupied
   13924092         9.875         1.875            0.125               766              N                       Full                        Purchase               Owner Occupied
   13924093           11          1.875            0.125               677              N                  Stated/Stated                    Purchase                Second Home
   13924126           11          1.875            0.125               782              N                       Full                   Rate/Term Refinance         Owner Occupied
   13924130          9.75         1.875            0.125               661              N                       Full                   Rate/Term Refinance         Owner Occupied
   13925186         11.75         1.875            0.125               749              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13925354         10.75         1.875            0.125               743              N                  Stated Income                    Purchase                  Investor
   13925358         10.625        1.875            0.125               645              N                       Full                   Cash Out Refinance          Owner Occupied
   13925377         10.625        1.875            0.125               664              N                       Full                        Purchase                  Investor
   13925395         11.75         1.875            0.125               713              N                  Stated/Stated               Cash Out Refinance             Investor
   13925397          10.5         1.875            0.125               743              N                  Stated Income                    Purchase               Owner Occupied
   13925631          11.5         1.875            0.125               642              N                  Stated Income               Rate/Term Refinance            Investor
   13928945          11.5         1.875            0.125               692              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   13929598           11          1.875            0.125               702              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13929629         10.875        1.875            0.125               762              N                  Stated Income               Cash Out Refinance             Investor
   13929663         10.25         1.875            0.125               660              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13929676          9.5          1.875            0.125               694              N                       Full                        Purchase                Second Home
   13930683         10.875        1.875            0.125               771              N                       Full                        Purchase               Owner Occupied
   13930760         10.625        1.875            0.125               681              N                 No Documentation             Cash Out Refinance          Owner Occupied
   13936833         10.125        1.875            0.125               737              N                       Full                        Purchase               Owner Occupied
   13936837         10.875        1.875            0.125               692              N                 No Documentation                  Purchase               Owner Occupied
   13936855          9.75         1.875            0.125               716              N                       Full                        Purchase               Owner Occupied
   13936870         10.625        1.875            0.125               712              N                  Stated/Stated                    Purchase               Owner Occupied
   13937185         9.875         1.875            0.125               652              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13937349         10.375        1.875            0.125               648              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13939705         10.375        1.875            0.125               731              N                       Full                        Purchase               Owner Occupied
   13939721         10.25         1.875            0.125               694              N                  Stated Income                    Purchase               Owner Occupied
   13779148          10.5         1.875            0.125               776              N                       Full                   Cash Out Refinance             Investor
   13779844          10.5         1.875            0.125               717              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   13870382           11          1.875            0.125               723              N                 No Documentation             Cash Out Refinance          Owner Occupied
   13906574         10.25         1.875             1.28               774              N                  Stated Income                    Purchase                Second Home
   13906930           10          1.875            0.125               750              N                  Stated/Stated               Cash Out Refinance           Second Home
   13907565         11.99         4.625              0                 640              N                     No Ratio                      Purchase                  Investor
   13907663         10.375        1.875            1.226               663              N                 No Documentation             Cash Out Refinance          Owner Occupied
   13907680          9.5          1.875            0.125               758              N                       Full                        Purchase               Owner Occupied
   13909928         10.875        1.875            0.125               761              N                       Full                        Purchase                  Investor
   13909933         10.875        1.875            0.125               761              N                       Full                        Purchase                  Investor
   13910251         9.875         1.875            0.125               777              N                       Full                        Purchase               Owner Occupied
   13918448           11          1.875            0.125               696              N                  Stated Income                    Purchase               Owner Occupied
   13946201           11          1.875            0.125               665              N                  Stated/Stated               Rate/Term Refinance            Investor
   13947171         10.375        1.875            0.125               680              N                  Stated Income                    Purchase               Owner Occupied
   13947172          10.5         1.875            0.125               652              N                     No Ratio                      Purchase               Owner Occupied
   13947179         10.25         1.875            0.125               789              N                  Stated Income                    Purchase               Owner Occupied
   13948537         10.75         1.875            0.125                0               Y                       Full                   Cash Out Refinance          Owner Occupied
   13948541          10.5         1.875            0.125               673              N                 No Documentation                  Purchase               Owner Occupied
   13948548         9.875         1.875            0.125               663              N                       Full                   Rate/Term Refinance         Owner Occupied
   13948571         11.25         1.875            0.125               686              N                  Stated Income                    Purchase                  Investor
   13948721         11.125        1.875            0.125               743              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   13948726         12.25         1.875            0.125               679              N                       Full                        Purchase                  Investor
   13948727         12.25         1.875            0.125               679              N                       Full                        Purchase                  Investor
   13948763          10.5         1.875            0.125               680              N                  Stated/Stated                    Purchase                  Investor
   13948792         11.125        1.875            0.125               667              N                       Full                        Purchase                  Investor
   13948796         11.25         1.875            0.125               737              N                  Stated Income                    Purchase                  Investor
   13948798          9.75         1.875            0.125               704              N                       Full                        Purchase                  Investor
   13949276         11.375        1.875            0.125               737              N                  Stated Income                    Purchase               Owner Occupied
   13949576         12.125        1.875            0.125               651              N                       Full                   Rate/Term Refinance            Investor
   13949602           10          2.625            0.125               699              N                     No Ratio                      Purchase               Owner Occupied
   13949606         10.25         3.875            0.125               680              N                 No Documentation             Cash Out Refinance          Owner Occupied
   13949610         10.75         2.625            0.125               751              N                 No Documentation                  Purchase               Owner Occupied
   13950085         12.125        1.875            0.125               685              N                 No Documentation                  Purchase               Owner Occupied
   13950108         11.375        1.875            0.125               676              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13950137          10.5         1.875            0.125               650              N                  Stated Income                    Purchase                Second Home
   13953919         11.125        1.875            0.125               735              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13953937           10          1.875            0.125               759              N                       Full                        Purchase               Owner Occupied
   13953956         10.75         1.875            0.125               683              N                 No Documentation                  Purchase               Owner Occupied
   13954014         10.375        1.875            0.125               790              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   13954045          9.5          1.875            0.125               747              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13954930         10.375        1.875            0.125               750              N                       Full                        Purchase               Owner Occupied
   13954980         10.875        1.875            0.125               647              N                 No Documentation                  Purchase               Owner Occupied
   13954987         9.625         1.875            0.125               698              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13955017         10.25         1.875            0.125               741              N                       Full                        Purchase               Owner Occupied
   13955275          9.75         1.875            0.125               760              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13955315         10.375        1.875            0.125               673              N                     No Ratio                      Purchase               Owner Occupied
   13956603         10.25         1.875            0.125               721              N                  Stated Income                    Purchase                  Investor
   13956605          10.5         1.875            0.125               697              N                  Stated Income                    Purchase                  Investor
   13956609         9.375         1.875            0.125               701              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   13956618         11.375        1.875            0.125               739              N                       Full                        Purchase               Owner Occupied
   13956627         10.25         1.875            0.125               755              N                  Stated Income                    Purchase               Owner Occupied
   13956635         10.25         1.875            0.125               721              N                  Stated Income                    Purchase                  Investor
   13957048           10          1.875            0.125               675              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   13957067         10.25         1.875            0.125               736              N                       Full                        Purchase                  Investor
   13957084           10          1.875            0.125               651              N                       Full                   Rate/Term Refinance         Owner Occupied
   13957095         9.625         1.875            0.125               686              N                       Full                        Purchase                  Investor
   13957096          9.25         1.875            0.125               764              N                       Full                        Purchase               Owner Occupied
   13957401         11.125        1.875            0.125               679              N                  Stated Income                    Purchase                  Investor
   13957423          9.75         1.875            0.125               768              N                       Full                   Rate/Term Refinance         Owner Occupied
   13945513         10.875        1.875            0.125               658              N                  Stated Income               Rate/Term Refinance            Investor
   13945768           10          1.875            0.125               675              N                       Full                        Purchase               Owner Occupied
   13945796         10.875        1.875            0.125               784              N                  Stated Income                    Purchase               Owner Occupied
   13946193         10.625        1.875            0.125               741              N                  Stated Income               Cash Out Refinance           Second Home
   14188587         12.875        2.875            0.125               666              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   14188589          10.5         2.375            0.125               668              N                  Stated/Stated                    Purchase               Owner Occupied
   14152492         11.75         2.375              0                 746              N                       Full                        Purchase               Owner Occupied
   14152493         10.75         2.375              0                 721              N                       Full                        Purchase               Owner Occupied
   14152631         12.875        2.375              0                 673              N                       Full                        Purchase               Owner Occupied
   14152476         11.375        2.375              0                 728              N                       Full                        Purchase               Owner Occupied
   13907901         11.625        3.625              0                 662              N                No Income/No Asset                 Purchase               Owner Occupied
   14188570         10.25         2.875            0.125               680              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   13907906          13.5         4.625              0                 724              N                  Stated Income                    Purchase                  Investor
   14188573         12.125        2.875            0.125               663              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   14145510           14          1.625              0                 597              N                       Full                   Cash Out Refinance          Owner Occupied
   14152644          11.5         2.375              0                 669              N                 No Documentation                  Purchase               Owner Occupied
   13907910          10.5         1.875              0                 715              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   14188745         12.75         2.375            0.125               709              N                  Stated/Stated               Cash Out Refinance             Investor
   14145336           13          1.625              0                 533              N                       Full                   Rate/Term Refinance         Owner Occupied
   14152465         11.25         2.375              0                 755              N                       Full                   Rate/Term Refinance         Owner Occupied
   14188720         11.75         2.875            0.125               719              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14188721         12.75         2.875            0.125               673              N                No Income/No Asset                 Purchase               Owner Occupied
   14188562         12.375        2.375            0.125               659              N                  Stated/Stated                    Purchase                  Investor
   14188725           12          2.375            0.125               784              N                No Income/No Asset            Rate/Term Refinance         Owner Occupied
   14188726          9.75         2.375            0.125               644              N                   Alternative                Cash Out Refinance          Owner Occupied
   14188565         12.75         2.375            0.125               709              N                  Stated/Stated               Cash Out Refinance             Investor
   14188710         12.75         2.375            0.125               709              N                  Stated/Stated               Rate/Term Refinance            Investor
   14188712         11.375        2.875            0.125               693              N                No Income/No Asset            Rate/Term Refinance         Owner Occupied
   14152299         11.625        2.375              0                 735              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   14188715         11.625        2.375            0.125               656              N                   Alternative                Cash Out Refinance          Owner Occupied
   14188555         11.75         2.875            0.125               703              N                       Full                   Rate/Term Refinance            Investor
   14152460          11.5         2.375              0                 773              N                No Income/No Asset                 Purchase               Owner Occupied
   16396895         10.75         2.375              0                 654              N                     Limited                       Purchase               Owner Occupied
   16396896         10.625        2.375              0                 736              N                     Limited                  Rate/Term Refinance            Investor
   16396897         11.25         2.375              0                 702              N                     Limited                  Rate/Term Refinance         Owner Occupied
   16396898         11.625        2.375              0                 652              N                     Limited                  Cash Out Refinance          Owner Occupied
   14152443         11.125        2.375              0                 798              N                 No Documentation                  Purchase               Owner Occupied
   14188701         10.875        2.875            0.125               644              N                  Stated/Stated               Cash Out Refinance           Second Home
   14188543          10.5         2.875            0.125               683              N                       Full                        Purchase               Owner Occupied
   14188544          9.75         2.875            0.125               652              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   14188706           12           3.25            0.125                0               N                No Income/No Asset                 Purchase                Second Home
   14188548         12.75         2.375            0.125               643              N                No Income/No Asset                 Purchase               Owner Occupied
   14188529         12.25         2.375            0.125               663              N                  Stated/Stated               Rate/Term Refinance         Owner Occupied
   16396880         11.125        2.375              0                 751              N                     Limited                       Purchase                  Investor
   16396882         11.125        2.375              0                 657              N                     Limited                  Cash Out Refinance          Owner Occupied
   16396883         11.75         2.375              0                 645              N                     Limited                  Rate/Term Refinance         Owner Occupied
   16396884         10.875        2.375              0                 759              N                     Limited                  Cash Out Refinance          Owner Occupied
   16396885          11.5         2.375              0                 653              N                       Full                        Purchase               Owner Occupied
   16396886         11.625        2.375              0                 746              N                     Limited                  Rate/Term Refinance         Owner Occupied
   16396887           11          2.375              0                 767              N                       Full                   Cash Out Refinance             Investor
   13975878           10          1.875            0.115               723              N                  Stated Income                    Purchase               Owner Occupied
   16396888         11.125        2.375              0                 654              N                     Limited                       Purchase               Owner Occupied
   16396889         11.875        2.375              0                 672              N                     Limited                       Purchase               Owner Occupied
   14152277           12          2.375              0                 664              N                       Full                   Cash Out Refinance          Owner Occupied
   14188533         12.375        2.375            0.125               640              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14178571         11.375        1.875            0.125               646              N                       Full                        Purchase                Second Home
   14188536           11          2.875            0.125               642              N                       Full                        Purchase                Second Home
   14188539         12.75         2.375            0.125               709              N                  Stated/Stated               Cash Out Refinance             Investor
   16396890         11.375        2.375              0                 703              N                       Full                        Purchase                  Investor
   16396891         11.125        2.375              0                 764              N                     Limited                  Rate/Term Refinance            Investor
   16396893         11.375        2.375              0                 647              N                     Limited                  Cash Out Refinance          Owner Occupied
   14152268           11          2.375              0                 782              N                 No Documentation                  Purchase               Owner Occupied
   14178384         11.125         2.5               0                 737              N                       Full                   Rate/Term Refinance         Owner Occupied
   14183896         12.375        4.625            0.125               715              N                       Full                        Purchase                  Investor
   16396862         11.75         2.375              0                 674              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16396863          12.5         2.375              0                 715              N                 No Documentation                  Purchase               Owner Occupied
   16396864         12.375        2.375              0                 797              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16396865          11.5         2.375              0                 720              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16396866         12.875        2.375              0                 718              N                 No Documentation             Cash Out Refinance          Owner Occupied
   16396869         12.25         2.375              0                 757              N                No Income/No Asset                 Purchase               Owner Occupied
   14178390         11.375        2.375              0                 715              N                       Full                        Purchase               Owner Occupied
   13908094         13.125        4.625              0                 688              N                No Income/No Asset                 Purchase               Owner Occupied
   14159681         11.375        1.875              0                 698              N                   Alternative                     Purchase               Owner Occupied
   16396870          13.5         2.375              0                 766              N                 No Documentation                  Purchase               Owner Occupied
   14159686           11          1.875              0                 717              N                       Full                   Cash Out Refinance          Owner Occupied
   16396871         10.875        2.375              0                 726              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16396872         12.625        2.375              0                 700              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14159688         11.125        1.875              0                 789              N                       Full                   Cash Out Refinance          Owner Occupied
   16396873         13.25         2.375              0                 722              N                  Stated Income                    Purchase               Owner Occupied
   16396876         11.625        2.375              0                 678              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16396877          12.5         2.375              0                 701              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   16396878         12.125        2.375              0                 687              N                  Stated Income                    Purchase               Owner Occupied
   16396879         10.875        2.375              0                 692              N                     Limited                       Purchase               Owner Occupied
   13976599         11.375         2.31            0.125               684              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14184189          9.5          0.625            0.125               702              N                       Full                   Rate/Term Refinance         Owner Occupied
   13968136         10.375        2.625              0                 767              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   13968139         12.25         4.375              0                 682              N                     No Ratio                      Purchase                Second Home
   14183804           10          2.375            0.125               710              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   13968156          11.5         3.625              0                 700              N                  Stated/Stated                    Purchase               Owner Occupied
   14178302           10          2.375              0                 578              N                       Full                   Cash Out Refinance          Owner Occupied
   14183652          15.5         1.875            0.125               654              N                  Stated/Stated                    Purchase               Owner Occupied
   14183816         11.675        4.625            0.125               707              N                       Full                        Purchase               Owner Occupied
   13968321         13.25         4.625              0                 642              N                  Stated/Stated                    Purchase                Second Home
   14183659           13          4.625            0.125               648              N                  Stated Income                    Purchase               Owner Occupied
   13908010         11.875        1.875              0                 776              N                       Full                        Purchase                  Investor
   13968339         11.625         3.75              0                 734              N                  Stated/Stated                    Purchase               Owner Occupied
   13908022         11.25         1.875              0                 705              N                     No Ratio                      Purchase               Owner Occupied
   14178324         11.875         2.5               0                 727              N                       Full                   Cash Out Refinance          Owner Occupied
   14183836         11.75         3.875            0.125               716              N                  Stated/Stated                    Purchase               Owner Occupied
   14159621          11.5         1.875              0                 772              N                       Full                   Rate/Term Refinance         Owner Occupied
   14183843         12.375        4.375            0.125               741              N                       Full                        Purchase                  Investor
   14183845         14.35         1.875            0.125               683              N                  Stated/Stated                    Purchase               Owner Occupied
   14159631         11.125        1.875              0                 789              N                       Full                   Rate/Term Refinance         Owner Occupied
   14178346         11.625        2.375              0                 655              N                       Full                        Purchase               Owner Occupied
   14178347          11.5          2.5               0                 696              N                       Full                   Cash Out Refinance          Owner Occupied
   13976541         10.875         2.31            0.125               774              N                 No Documentation                  Purchase               Owner Occupied
   14178348         11.75         2.375              0                 593              N                       Full                   Rate/Term Refinance         Owner Occupied
   14159637         11.375        1.875              0                 772              N                       Full                   Rate/Term Refinance         Owner Occupied
   13976544         12.25          2.31            0.125               629              N                       Full                        Purchase               Owner Occupied
   14178510         11.625        2.375              0                 806              N                       Full                        Purchase               Owner Occupied
   14178514          11.5         2.375              0                 613              N                       Full                   Cash Out Refinance          Owner Occupied
   16396832         12.75         2.375              0                 723              N                No Income/No Asset            Rate/Term Refinance         Owner Occupied
   16396833         13.375        2.375              0                 762              N                 No Documentation                  Purchase               Owner Occupied
   16396834         12.375        2.375              0                 706              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   16396835          11.5         2.375              0                 687              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16396836         11.25         2.375              0                 708              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16396837         11.875        2.375              0                 668              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16396838         11.125        2.375              0                 709              N                  Stated Income                    Purchase               Owner Occupied
   16396839         11.75         2.375              0                 671              N                  Stated Income               Cash Out Refinance          Owner Occupied
   13968378          13.5         4.625              0                 722              N                  Stated Income                    Purchase                  Investor
   13908066         12.875        4.625              0                 626              N                  Stated/Stated               Cash Out Refinance          Owner Occupied
   14178364         11.125        2.375              0                 656              N                       Full                        Purchase               Owner Occupied
   16396840         12.875        2.375              0                 668              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16396841         11.75         2.375              0                 755              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16396842         11.875        2.375              0                 701              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16396843         11.375        2.375              0                 715              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16396844           12          2.375              0                 698              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16396845          11.5         2.375              0                 705              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16396846         11.875        2.375              0                 698              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16396847         11.75         2.375              0                 703              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16396848          11.5         2.375              0                 702              N                  Stated Income               Cash Out Refinance          Owner Occupied
   16396849         11.375        2.375              0                 694              N                  Stated Income               Cash Out Refinance          Owner Occupied
   14178370         11.75          2.5               0                 592              N                       Full                        Purchase               Owner Occupied
   13908079         11.75         3.875              0                 722              N                No Income/No Asset            Rate/Term Refinance          Second Home
   16396850          11.5         2.375              0                 735              N                  Stated Income                    Purchase               Owner Occupied
   16396851         11.625        2.375              0                 710              N                  Stated Income                    Purchase               Owner Occupied
   16396852          12.5         2.375              0                 678              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   14159668         11.125        1.875              0                 781              N                       Full                   Rate/Term Refinance         Owner Occupied
   16396853          12.5         2.375              0                 678              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16396855          12.5         2.375              0                 744              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   16396856           13          2.375              0                 678              N                  Stated Income                    Purchase               Owner Occupied
   16396857         12.375        2.375              0                 687              N                  Stated Income               Rate/Term Refinance         Owner Occupied
   16396858         12.125        2.375              0                 694              N                     No Ratio                 Rate/Term Refinance         Owner Occupied
   16396859         12.125        2.375              0                 701              N                  Stated Income               Rate/Term Refinance          Second Home
   14152402         11.375        2.375              0                 677              N                 No Documentation             Rate/Term Refinance         Owner Occupied
   14178380         11.875         2.5               0                 696              N                       Full                   Rate/Term Refinance         Owner Occupied
   14178542         11.375        2.375              0                 692              N                       Full                   Rate/Term Refinance         Owner Occupied
   13907880           11          3.125              0                 776              N                No Income/No Asset                 Purchase               Owner Occupied
   13907882         12.75         4.625              0                 682              N                No Income/No Asset            Cash Out Refinance             Investor
   13907894         11.75         1.875              0                 699              N                No Income/No Asset            Cash Out Refinance          Owner Occupied
   14184134         11.875          4              0.125               713              N                 No Documentation                  Purchase               Owner Occupied
   14145671           13          1.625              0                 671              N                No Income/No Asset                 Purchase               Owner Occupied
   14145682           13          1.625              0                 686              N                       Full                        Purchase               Owner Occupied
   13982191          12.5         2.097            0.125               740              N                       Full                        Purchase               Owner Occupied
   14195011         12.125         2.5               0                 761              N                       Full                        Purchase                  Investor
   14184173          12.7         4.625            0.125               774              N                  Stated/Stated                    Purchase                  Investor
   14003261           13          1.345              0                  0               N                   Alternative                     Purchase               Owner Occupied
   14059121          9.95         2.075              0                 703              N                       Full                        Purchase                Second Home
   14152684         11.625        2.375              0                 625              N                No Income/No Asset                 Purchase               Owner Occupied
   13907952         12.25         1.875              0                 732              N                       Full                        Purchase                  Investor
   14003272           13          1.345              0                 769              N                   Alternative                Rate/Term Refinance         Owner Occupied
   14059130          9.95         2.075              0                 681              N                     Reduced                       Purchase               Owner Occupied
   14184033         11.75         3.875            0.125               769              N                  Stated/Stated               Rate/Term Refinance            Investor
   14188597         12.375        2.875            0.125               652              N                No Income/No Asset                 Purchase               Owner Occupied
   14003407           13          1.345              0                 701              N                       Full                   Cash Out Refinance          Owner Occupied
   14059102         11.95         2.075              0                 792              N                   Alternative                Rate/Term Refinance         Owner Occupied
   14059104          9.95         2.075              0                 774              N                     Reduced                  Rate/Term Refinance         Owner Occupied
   13982046           13          1.472            0.125               717              N                  Stated Income                    Purchase               Owner Occupied
   13907771         11.375        1.875              0                 738              N                     No Ratio                 Cash Out Refinance          Owner Occupied
   14003411           13          1.345              0                 741              N                   Alternative                     Purchase               Owner Occupied
   14003415         13.125        1.345              0                 659              N                       Full                   Rate/Term Refinance         Owner Occupied
   14003417         13.125        1.345              0                 626              N                       Full                        Purchase               Owner Occupied
   14184013          13.5         4.625            0.125               704              N                  Stated Income                    Purchase                  Investor
   14059115          9.95         2.075              0                 707              N                     Reduced                  Rate/Term Refinance         Owner Occupied
   14145705         13.25         1.625              0                 647              N                       Full                   Rate/Term Refinance         Owner Occupied
   13982050         12.875        2.097            0.125               788              N                       Full                   Cash Out Refinance          Owner Occupied
   14152679         11.75         2.375              0                 648              N                       Full                        Purchase               Owner Occupied

   LOAN_SEQ              PROPTYPE            UNITS       ASSUMABLE      ROLL    AGE     PP_OWN        PP_HARD_SOFT         HYBRID_PERIOD             PP_PENALTY_HARDNESS_MTHS            PORTFOLIO
   16723414                PUD                 1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16723433           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723434                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723436            Condominium             1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16723259                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723307                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723326           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723329           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723332            Condominium             1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723336           Single Family            1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16384002           Single Family            1             Y           55      5       OWN              HARD                  60                              36                         AFL2
   16567155           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          WALN
   16609650           Single Family            1             Y           81      3       OWN              SOFT                  84                              0                          AFL2
   16609670             2-4 Family             3             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16606188           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16609603                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16609612            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16609647           Single Family            1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16606079           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16606086                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16606094           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16606099           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16606111           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16606128           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16606140           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16606032            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16606065           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16605974           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16605981           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16605984           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16605985           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16605992                PUD                 1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16606025           Single Family            1             Y           57      3       OWN              HARD                  60                              12                         AFL2
   16606028           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16605726           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16605734            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16605756           Single Family            1             Y           57      3       OWN             COMBO                  60                              6                          AFL2
   16604468                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16604471                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16604497           Single Family            1             Y           58      2       OWN              HARD                  60                              7                          AFL2
   16604512           Single Family            1             Y           32      4       NOPP            NO PP                  36                              0                          AFL2
   16605777            Condominium             1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16604538           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16604550           Single Family            1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16604551           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16604569           Single Family            1             Y           81      3       OWN              SOFT                  84                              0                          AFL2
   16605653           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16604066           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16604087            Condominium             1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16604138                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16604142                PUD                 1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16604148           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16604150           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16604161            Condominium             1             Y           33      3       OWN              SOFT                  36                              0                          AFL2
   16604162            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16604181           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16603965                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16604230           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16604245                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16604248                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16604272                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16604050           Single Family            1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16604297           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16604356                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16604365                PUD                 1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16604381                PUD                 1             Y           57      3       OWN              HARD                  60                              12                         AFL2
   16604384           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16604385           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16603864             2-4 Family             2             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16603898                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16603926           Single Family            1             N           56      4       OWN              SOFT                  60                              0                          AFL2
   16603933                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16603935           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16603938           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16603954                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16603826           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16603834           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16602841                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16602849           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16602638            Condominium             1             C           55      5       NOPP            NO PP                  60                              0                          AFL2
   16602882                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16602896           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16602897             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16602921           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16602936           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16602939           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16602950                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16602682                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16602984           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16603011             2-4 Family             2             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16603029            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16603055           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16603060           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16602727           Single Family            1             N           57      3       OWN              HARD                  60                              6                          AFL2
   16602749                PUD                 1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16602781             2-4 Family             3             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16602788                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16602800                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16603806           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16602822           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16602601           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16602575             2-4 Family             2             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16601345           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16601432            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16602500                PUD                 1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16601116           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16601154             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16601165            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16601282           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16601019                PUD                 1             N           57      3       OWN             COMBO                  60                              6                          AFL2
   16601025                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16601028                PUD                 1             Y           57      3       OWN             COMBO                  60                              12                         AFL2
   16601044           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16600798           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16600827           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16600846                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16600900           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16600912           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16600920           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16599943           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16599901           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16599911             2-4 Family             2             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16599851           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16599671           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16599789           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16599791           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16599803            Condominium             1             N           55      5       OWN             COMBO                  60                              4                          AFL2
   16599532                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16599537            Condominium             1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16599538             Townhouse              1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16718274           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16718336           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16021408           Single Family            1             Y           50     10       NOPP            NO PP                  60                              0                          AFL2
   16717747                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16400774           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16018725           Single Family            1             N           50     10       NOPP            NO PP                  60                              0                          AFL2
   16596439             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16596446             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16596515                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16596519           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16596554           Single Family            1             Y           57      3       OWN              HARD                  60                              6                          AFL2
   16596560           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16596573            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16596207             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16596217           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16596654                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16596683           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16596731                PUD                 1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16596755                PUD                 1             Y           57      3       OWN             COMBO                  60                              12                         AFL2
   16596759            Condominium             1             Y           57      3       OWN             COMBO                  60                              12                         AFL2
   16596766            Condominium             1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16596806                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16596812            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16597192           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16597258            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16597342                PUD                 1             Y           57      3       OWN             COMBO                  60                              12                         AFL2
   16597359             2-4 Family             4             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16597466           Single Family            1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16597470            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16597472           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16596266             2-4 Family             2             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16597533           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16597629           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16597677                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16597684                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16597694           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16596382                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16717475                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16595393                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16595432             2-4 Family             2             Y           58      2       OWN              HARD                  60                              7                          AFL2
   16595480                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16595491                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595294             2-4 Family             4             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16595304           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16594949           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16594958           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595040                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595043                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595070                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16595107                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16595108           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595174           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595240             2-4 Family             2             Y           57      3       OWN              HARD                  60                              6                          AFL2
   16594873                PUD                 1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16594921           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16591476             2-4 Family             2             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16591409           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16591416             2-4 Family             3             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16591603           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16591630           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16591634             2-4 Family             4             Y           57      3       OWN              HARD                  60                              6                          AFL2
   16591643                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16591439                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16594724           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16594759           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16591318             2-4 Family             2             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16591350             2-4 Family             2             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16643793           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648357                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16546141           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16612965           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632265           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16632303                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632544           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16671492                PUD                 1             N           59      1       OWN              HARD                  60                              12                         WALN
   16671306             Townhouse              1             N           83      1       NOPP            NO PP                  84                              0                          WALN
   16717428                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16013891           Single Family            1             Y           50     10       NOPP            NO PP                  60                              0                          AFL2
   16717216                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16013757           Single Family            1             N           50     10       NOPP            NO PP                  60                              0                          AFL2
   16013759           Single Family            1             Y           50     10       NOPP            NO PP                  60                              0                          AFL2
   16395572             2-4 Family             3             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16395621                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16395368           Single Family            1             Y           56      4       OWN              HARD                  60                              12                         AFL2
   16395218           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16393894                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16393924           Single Family            1             N           45     15       OWN              SOFT                  60                              0                          AFL2
   16001655           Single Family            1             Y           50     10       OWN              SOFT                  60                              0                          AFL2
   16393880                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16393889            Condominium             1             Y           57      3       OWN             COMBO                  60                              6                          AFL2
   16714865                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16714872           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16714897           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16393828           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16714065                PUD                 1             N           59      1       OWN             COMBO                  60                              6                          AFL2
   16643527           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16640672                PUD                 1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16704481           Single Family            1             N           35      1       NOPP            NO PP                  36                              0                          AFL2
   16768365           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704478            Condominium             1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16612699           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16768346                PUD                 1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16704429           Single Family            1             N           35      1       NOPP            NO PP                  36                              0                          AFL2
   16704431           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704432           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16704438           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16663876           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16704410                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704414                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16628983           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16672967           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16704421           Single Family            1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16704422           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16704427           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16658493           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658496                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16666841           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16397414           Single Family            1             Y           32      4       NOPP            NO PP                  36                              0                          AFL2
   16708282                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16728208           Single Family            1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16670374             2-4 Family             3             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16718167           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16768207           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16780762                PUD                 1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16777036           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16718169                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16780683                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16798242           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16780684           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16658456             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684538           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16780685           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780686           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723599                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780687           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16596966           Single Family            1             N           82      2       OWN             COMBO                  84                              12                         WALN
   16731301           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16730331           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16704415           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16730094           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16714138            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16676658            Condominium             1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16649294           Single Family            1             N           30      6       NOPP            NO PP                  36                              0                          ALT1
   16649295                PUD                 1             N           79      5       NOPP            NO PP                  84                              0                          ALT1
   16649296           Single Family            1             N           28      8       NOPP            NO PP                  36                              0                          ALT1
   16649305             2-4 Family             2             N           31      5       NOPP            NO PP                  36                              0                          ALT1
   16649306             2-4 Family             2             N           55      5       NOPP            NO PP                  60                              0                          ALT1
   16649311                PUD                 1             W           55      5       NOPP            NO PP                  60                              0                          ALT1
   16649315           Single Family            1             N           55      5       NOPP            NO PP                  60                              0                          ALT1
   16649316            Condominium             1             N           31      5       NOPP            NO PP                  36                              0                          ALT1
   16649319                PUD                 1             N           55      5       NOPP            NO PP                  60                              0                          ALT1
   16649320           Single Family            1             N           31      5       NOPP            NO PP                  36                              0                          ALT1
   16649321           Single Family            1             W           31      5       NOPP            NO PP                  36                              0                          ALT1
   16649323           Single Family            1             W           55      5       NOPP            NO PP                  60                              0                          ALT1
   16649329                PUD                 1             N           79      5       NOPP            NO PP                  84                              0                          ALT1
   16649332                PUD                 1             N           79      5       NOPP            NO PP                  84                              0                          ALT1
   16649335           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          ALT1
   16649345           Single Family            1             N           18      6       NOPP            NO PP                  24                              0                          ALT1
   16649330           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16591163             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16591142                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16591095           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16586122           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16586032                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585938           Single Family            1             Y           57      3       OWN             COMBO                  60                              5                          AFL2
   16585839                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585870           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585764           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585766                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585809           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585691           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16585702           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16673048           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664301           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629050                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16717262           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16717271           Single Family            1             Y           59      1      NO_OWN            HARD                  60                              36                         AFL2
   16629043           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16770690           Single Family            1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16549566           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16658431                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658433           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658436           Single Family            1             C           57      3       NOPP            NO PP                  60                              0                          AFL2
   16663945             2-4 Family             2             C           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16658437           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658439           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16585659           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16658410                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770680           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16585643           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16585585           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16770640           Single Family            1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16770643           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672635             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770645            Condominium             1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16585530                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664298           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16549521           Single Family            1             N           55      5       NOPP            NO PP                  60                              0                          AFL2
   16684229           Single Family            1             Y           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16549529           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16585565            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16684239            Condominium             1             Y           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16663909             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16684241           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16684246           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16585448           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672621                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770634           Single Family            1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16664285           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770638                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770614           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770616           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770617           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770612             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16575471           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16629027           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16666872           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16666877           Single Family            1             Y           34      2      NO_OWN            SOFT                  36                              0                          AFL2
   16634180           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16704574                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16666882           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16360981            Condominium             1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16634176           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16634178           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16634179           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16664256           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16723792                PUD                 1             Y           35      1      NO_OWN            SOFT                  36                              0                          AFL2
   16770603           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770607           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16723788           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16664241           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634168           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16704558            Condominium             1             Y           58      2      NO_OWN            HARD                  60                              36                         AFL2
   16666864                PUD                 1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16666868           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16634170            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16634172           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16634173           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16634174           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16664221             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16609713           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16723761           Single Family            1             N           35      1       NOPP            NO PP                  36                              0                          AFL2
   16664229                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16723765           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16723769           Single Family            1             N           35      1       NOPP            NO PP                  36                              0                          AFL2
   16664235           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16666848           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16666849           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16666853           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16666855                PUD                 1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16575446                PUD                 1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16664218           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16717169            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16575379           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   15562837             2-4 Family             4             N           43     17       NOPP            NO PP                  60                              0                          AFL2
   16572168                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16574856                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16574881                PUD                 1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16574968            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16574976           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16575041           Single Family            1             Y           58      2       OWN              HARD                  60                              5                          AFL2
   16575078           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16575091           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16572080                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16572082           Single Family            1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16572097           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16571615             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16571622           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16571628           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16571666           Single Family            1             Y           57      3       OWN              HARD                  60                              4                          AFL2
   16571706           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16571811                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16571877                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16571882           Single Family            1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16571915           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16571967           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16571998                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16572062                PUD                 1             Y           21      3       NOPP            NO PP                  24                              0                          AFL2
   16570714           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16570722           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16570748            Condominium             1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16570754           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16570772           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16571582            Condominium             1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16570641           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16570670           Single Family            1             Y           33      3       OWN              HARD                  36                              6                          AFL2
   16570672           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16570265           Single Family            1             Y           55      5       OWN              HARD                  60                              12                         AFL2
   16570364           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16570393                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16570422                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16570532                PUD                 1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16570618                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16567734                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16567794                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16567854           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16567951                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16568170           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16568237           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16568786                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16568839           Single Family            1             N           55      5       OWN              SOFT                  60                              0                          AFL2
   16568938           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16568959           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16569006                PUD                 1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16569057            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16569147           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16567550           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16567583                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16567693                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16567714           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16567628           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16575280            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16575314           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16575317           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16575263           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16567389           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16567397           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   15499345           Single Family            1             Y           43     17       NOPP            NO PP                  60                              0                          AFL2
   16672551           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672547                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16609682           Single Family            1             Y           31      5       NOPP            NO PP                  36                              0                          AFL2
   16609683             2-4 Family             3             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16609687           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16692141                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672540           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16208271                PUD                 1             U           113     7       NOPP            NO PP                  120                             0                          CWHL
   16664190            Condominium             1             C           57      3       NOPP            NO PP                  60                              0                          AFL2
   16609663           Single Family            1             Y           31      5       NOPP            NO PP                  36                              0                          AFL2
   16634781           Single Family            1             C           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664189            Condominium             1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16672515                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770526                PUD                 1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16609660            Condominium             1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16770519            Condominium             1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16770516                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770505           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16718171           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16718160           Single Family            1             Y           59      1      NO_OWN            HARD                  60                              36                         AFL2
   16718164           Single Family            1             Y           59      1      NO_OWN            HARD                  60                              36                         AFL2
   16718166                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16649951           Single Family            1             Y           117     3       NOPP            NO PP                  120                             0                          AFL2
   16649952                PUD                 1             Y           117     3       NOPP            NO PP                  120                             0                          AFL2
   16649956           Single Family            1             C           118     2       NOPP            NO PP                  120                             0                          AFL2
   16549104            Condominium             1             U            6      6       NOPP            NO PP                  12                              0                          ALT1
   16549107            Condominium             1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549108            Condominium             1             U           28      8       NOPP            NO PP                  36                              0                          ALT1
   16549109                PUD                 1             U           78      6       NOPP            NO PP                  84                              0                          ALT1
   16549110            Condominium             1             U           30      6       OWN              SOFT                  36                              0                          ALT1
   16549112            Condominium             1             U           30      6       OWN              SOFT                  36                              0                          ALT1
   16549118             2-4 Family             3             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549119            Condominium             1             U           53      7       NOPP            NO PP                  60                              0                          ALT1
   16549120           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549122            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549124           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549125           Single Family            1             U           30      6       NOPP            NO PP                  36                              0                          ALT1
   16549126            Condominium             1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549128            Condominium             1             W           29      7       OWN              SOFT                  36                              0                          ALT1
   16549132            Condominium             1             W           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549133            Condominium             1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549141           Single Family            1             W           30      6       NOPP            NO PP                  36                              0                          ALT1
   16549142           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549145            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549156             2-4 Family             2             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549157                PUD                 1             U           31      5       OWN              SOFT                  36                              0                          ALT1
   16549159                PUD                 1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549164                PUD                 1             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549165           Single Family            1             W           78      6       NOPP            NO PP                  84                              0                          ALT1
   16549170            Condominium             1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549171            Condominium             1             C           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549175             2-4 Family             2             U           30      6       NOPP            NO PP                  36                              0                          ALT1
   16549180           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549181             2-4 Family             2             W           30      6       NOPP            NO PP                  36                              0                          ALT1
   16549185            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549187           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549196           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549202           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549205           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549208            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549209           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549219           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549221                PUD                 1             U           55      5       OWN              SOFT                  60                              0                          ALT1
   16549224           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549232           Single Family            1             U           30      6       OWN              SOFT                  36                              0                          ALT1
   16549245                PUD                 1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549247           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549249           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549251            Condominium             1             U           80      4       NOPP            NO PP                  84                              0                          ALT1
   16549266                PUD                 1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549267            Condominium             1             U           55      5       OWN              SOFT                  60                              0                          ALT1
   16549268                PUD                 1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549289           Single Family            1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549291            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549302           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549307           Single Family            1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549312                PUD                 1             U           55      5       OWN              SOFT                  60                              0                          ALT1
   16549317            Condominium             1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16549318           Single Family            1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16549322            Condominium             1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16549326           Single Family            1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16665222           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16666581             2-4 Family             3             N           59      1       OWN              HARD                  60                              12                         WALN
   16666584            Condominium             1             N           59      1       OWN              SOFT                  60                              0                          WALN
   16645815            Condominium             1             N           83      1       OWN             COMBO                  84                              12                         WALN
   16645867            Condominium             1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16648150           Single Family            1             N           58      2       OWN              HARD                  60                              12                         WALN
   16649627           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16649646           Single Family            1             N           58      2       OWN              HARD                  60                              4                          WALN
   16649654             2-4 Family             3             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16650851           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16650959                PUD                 1             N           58      2       OWN              HARD                  60                              4                          WALN
   16653676                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16655795           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          WALN
   16655816           Single Family            1             N           59      1       OWN              HARD                  60                              4                          WALN
   16655864           Single Family            1             N           83      1       NOPP            NO PP                  84                              0                          WALN
   16655735           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16658092            Condominium             1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16658209           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16658235             2-4 Family             2             N           59      1       OWN             COMBO                  60                              12                         WALN
   16658125           Single Family            1             N           59      1       OWN              HARD                  60                              4                          WALN
   16658294           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16663572                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16663658                PUD                 1             Y           59      1       OWN              HARD                  60                              12                         WALN
   16663695                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16663528                PUD                 1             N           59      1       OWN              HARD                  60                              12                         WALN
   16663529            Condominium             1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16631254                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16634036           Single Family            1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16634087           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          WALN
   16634121             2-4 Family             2             N           59      1       OWN             COMBO                  60                              12                         WALN
   16634123             2-4 Family             2             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16633966                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16640596             2-4 Family             2             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16643394           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16643460           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16643502                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         WALN
   16643505                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16596088           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16596904           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16597063                PUD                 1             N           58      2       OWN              HARD                  60                              12                         WALN
   16601727                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16603700           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16605512                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16611141                PUD                 1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16615835           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          WALN
   16628550           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16649932             2-4 Family             4             Y           117     3       NOPP            NO PP                  120                             0                          AFL2
   16590880                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16574767            Condominium             1             N           22      2       OWN             COMBO                  24                              12                         WALN
   16564845           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16029606                PUD                 1             Y           51      9       OWN              SOFT                  60                              0                          AFL2
   16348977           Single Family            1             W           54      6       NOPP            NO PP                  60                              0                          ADN1
   16564649           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16232929            Condominium             1             W           63     21       NOPP            NO PP                  84                              0                          ALT1
   16564570           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16564507           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16468009           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16563193                PUD                 1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16562675           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16562676                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16562698           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16562394           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16552123           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16551755             2-4 Family             3             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16551938           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16551623           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16551644           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16551691           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16551701           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16551737           Single Family            1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16550067           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16551520           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16389794           Single Family            1             N           57      3       OWN             COMBO                  60                              12                         WALN
   16649924           Single Family            1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16649926           Single Family            1             N           81      3       NOPP            NO PP                  84                              0                          AFL2
   16649927           Single Family            1             Y           116     4       NOPP            NO PP                  120                             0                          AFL2
   16649922           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16684835                PUD                 1             C           81      3       NOPP            NO PP                  84                              0                          AFL2
   16649920           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16649921            Condominium             1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16132032           Single Family            1             Y           52      8       NOPP            NO PP                  60                              0                          AFL2
   16684801           Single Family            1             Y           82      2      NO_OWN            HARD                  84                              36                         AFL2
   16684489           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684812             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649902           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649903           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649904           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16684816           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649906            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649907            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649908           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649909           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16649910                PUD                 1             N           32      4      NO_OWN            SOFT                  36                              0                          AFL2
   16649913                PUD                 1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16649917           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16649919           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16704383           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684474           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684477           Single Family            1             C           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704348           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684468                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629144           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16629149           Single Family            1             Y           53      7       NOPP            NO PP                  60                              0                          AFL2
   16672415           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16629162           Single Family            1             N           56      4       NOPP            NO PP                  60                              0                          AFL2
   16672416            Condominium             1             Y           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16672417            Condominium             1             Y           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16672419           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629169           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16672420                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672422           Single Family            1             C           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672423           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672424                PUD                 1             C           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16672426           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672427           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658443                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658447           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658451                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684292                PUD                 1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16658455           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658463           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16658470           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658472            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16704519           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16658490           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684515                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684196           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629134             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16770409           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685423           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650774            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650775           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685426            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650776           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685427            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650777            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650778           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16789091            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789092            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789094            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789096           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789097           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789098            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789099           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770410            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770411           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770412           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673341           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16673342           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16673343           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770381            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673344           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770463           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770382           Single Family            1             U           35      1       NOPP            NO PP                  36                              0                          ALT1
   16673345           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770464           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770383           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673346             Townhouse              1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770465           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770384           Single Family            1             C           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673347           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16347097            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770466            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770385             Townhouse              1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673348             Townhouse              1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770386            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673349             Townhouse              1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770387             2-4 Family             2             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770388           Single Family            1             C           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770389            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662900             2-4 Family             2             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16673350           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16662901           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16673351           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16662902            Condominium             1             C           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770470           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662903           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16673352            Condominium             1             W           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770471           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770390           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673353           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16380637            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662904            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770472            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770391           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673354           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16662905            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770473           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770392            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662906           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770474             2-4 Family             4             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770393            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673356           Single Family            1             U           57      3      NO_OWN            HARD                  60                              60                         ALT1
   16770475           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770394             2-4 Family             2             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673357           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770476           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770395           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673358           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770396            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673359           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770479            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770398           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770399           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673360           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16673361           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770481           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673363           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          ALT1
   16673364           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770483           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673365           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770484           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673366           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770485             Townhouse              1             C           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673367           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770486           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673368            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770487           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673369           Single Family            1             W           57      3       NOPP            NO PP                  60                              0                          ALT1
   16789100             2-4 Family             2             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673370           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16673371           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          ALT1
   16789102           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673372            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16789103            Condominium             1             C           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789104            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789105            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789106           Single Family            1             C           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789107           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789108            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789109           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16717849           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16677497           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16677498           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16677499           Single Family            1             U           34      2       NOPP            NO PP                  36                              0                          ALT1
   16789110           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16789111           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16662850             Townhouse              1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717850           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16789112            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16662851             Townhouse              1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662852             2-4 Family             2             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16789113             Townhouse              1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16717851           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717852           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16789114           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16662853           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16789115            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16717853             Townhouse              1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662854           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16717854             2-4 Family             4             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16789116            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16717855            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16717856            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662857             Townhouse              1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16789118             2-4 Family             2             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16717857           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662858           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16789119             2-4 Family             3             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16717858           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662859            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16717859           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662860             Townhouse              1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16650728           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16717860           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662861            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16650729           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662862             Townhouse              1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16789123           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16662863            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662864            Condominium             1             C           58      2       NOPP            NO PP                  60                              0                          ALT1
   16789125             Townhouse              1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16662865           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662866           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16789127           Single Family            1             C           60      0       NOPP            NO PP                  60                              0                          ALT1
   16662867           Single Family            1             C           57      3       NOPP            NO PP                  60                              0                          ALT1
   16789128            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16662868           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662869            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16650730           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650732            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16608614           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16650734            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650735           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650736           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650737           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662870           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16650738            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717870           Single Family            1             U           119     1       NOPP            NO PP                  120                             0                          ALT1
   16662871            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717871           Single Family            1             U           83      1       NOPP            NO PP                  84                              0                          ALT1
   16662872           Single Family            1             U           33      3       NOPP            NO PP                  36                              0                          ALT1
   16717872           Single Family            1             U           83      1       NOPP            NO PP                  84                              0                          ALT1
   16662873           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662874            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717873           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16717874           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662875           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662876           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717875           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16717876             2-4 Family             2             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662877            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717877           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          ALT1
   16662878            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717878           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662879            Condominium             1             C           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717879            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650740            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16650742            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16650743           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650744            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650745           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650746             2-4 Family             2             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650747            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662880             2-4 Family             2             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650748            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650749            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717880            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662881            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717881            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662882           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662883           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16717882           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16717883           Single Family            1             C           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662884            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662885           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16717884           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16717885           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662886           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662887           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662888           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662889           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16405022             2-4 Family             2             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16685400             Townhouse              1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650750           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685401            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650751           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685402            Condominium             1             C           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685404            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650754             2-4 Family             2             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650755            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685406             Townhouse              1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650756           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685408           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662890           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650758           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650759            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685409           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16662891           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770416            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770417           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16772011                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16731861           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16731935           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16732031           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16728653           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16729783            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16731502                PUD                 1             N           35      1       OWN              SOFT                  36                              0                          AFL2
   16549441                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16549443            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16549488           Single Family            1             Y           54      6       OWN             COMBO                  60                              12                         AFL2
   16549515           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16377946                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16723416           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16723623                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723670                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723677                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723546            Condominium             1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723591                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723618                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723298           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16721959           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16721960                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16721873                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16722018                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16722062                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16722071                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16722081                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16722161                PUD                 1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16718415            Condominium             1             Y           53      7       OWN              SOFT                  60                              0                          AFL2
   16718448                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16718515            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16718754           Single Family            1             Y           83      1       OWN              SOFT                  84                              0                          AFL2
   16718759           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16718798           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16715044           Single Family            1             Y           20      4       NOPP            NO PP                  24                              0                          AFL2
   16715083           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16715190           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16715285                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16717254             2-4 Family             2             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16718220                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16718276           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16710818                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16710827                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16710830           Single Family            1             Y           83      1       OWN              HARD                  84                              36                         AFL2
   16710839                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16710882            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16710924           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16710972           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16711057                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16711072           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16711168           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16711173           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16711238                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16711240           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16711354           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16713773           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16713797           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16713907           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16713990            Condominium             1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16714192           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16714726           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16714753             2-4 Family             3             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16710245                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16710900                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16710105                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16710144           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16709662           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16709710                PUD                 1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16706741           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16706811           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16707247            Condominium             1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16707718           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16707784                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16707842                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704133            Condominium             1             Y           119     1       OWN              HARD                  120                             36                         AFL2
   16704171           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704229             Townhouse              1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704277                PUD                 1             Y           59      1       OWN             COMBO                  60                              3                          AFL2
   16704287           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16704628           Single Family            1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16704696           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16706494                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16706519           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16706525            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16706542           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16706553             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16706610           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16697912           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16703985           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704090           Single Family            1             Y           83      1       OWN             COMBO                  84                              6                          AFL2
   16704110                PUD                 1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16775765           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16776347           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16776450           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16787163                PUD                 1             N           60      0       OWN              HARD                  60                              4                          WALN
   16549204                PUD                 1             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549206            Condominium             1             C           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549210                PUD                 1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549211                PUD                 1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549212           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549213           Single Family            1             W           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549215                PUD                 1             W           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549216           Single Family            1             U           19      5       NOPP            NO PP                  24                              0                          ALT1
   16549217           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549220           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549222           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549223           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549226           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549227           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549229           Single Family            1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549230                PUD                 1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549231           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549233           Single Family            1             W           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549234           Single Family            1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549235           Single Family            1             U           55      5       OWN              SOFT                  60                              0                          ALT1
   16549236           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549237           Single Family            1             W           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549239             2-4 Family             2             U           80      4       NOPP            NO PP                  84                              0                          ALT1
   16549240                PUD                 1             C           55      5       OWN              SOFT                  60                              0                          ALT1
   16549241                PUD                 1             U            8      4       NOPP            NO PP                  12                              0                          ALT1
   16549242                PUD                 1             U           55      5       OWN              SOFT                  60                              0                          ALT1
   16549243            Condominium             1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549244           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549248            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549252           Single Family            1             W           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549253           Single Family            1             U           80      4       NOPP            NO PP                  84                              0                          ALT1
   16549254           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549255           Single Family            1             W           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549257            Condominium             1             U           80      4       NOPP            NO PP                  84                              0                          ALT1
   16549258           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549259                PUD                 1             W           55      5       OWN              SOFT                  60                              0                          ALT1
   16549260                PUD                 1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549261            Condominium             1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549262                PUD                 1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549264           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549265                PUD                 1             C           55      5       OWN              SOFT                  60                              0                          ALT1
   16549271                PUD                 1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549272            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549273            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549274            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549275                PUD                 1             C           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549276            Condominium             1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549277            Condominium             1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16549278                PUD                 1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549279             2-4 Family             2             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549280           Single Family            1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16549281           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549282           Single Family            1             U           19      5       NOPP            NO PP                  24                              0                          ALT1
   16549283           Single Family            1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16549284             2-4 Family             4             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549285           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549286            Condominium             1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549287           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549288            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549292           Single Family            1             U           31      5       OWN              SOFT                  36                              0                          ALT1
   16549293                PUD                 1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549295            Condominium             1             W           80      4       NOPP            NO PP                  84                              0                          ALT1
   16549296                PUD                 1             U           31      5       OWN              SOFT                  36                              0                          ALT1
   16549297           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549298           Single Family            1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549300           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549301           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549303                PUD                 1             U           56      4       OWN              SOFT                  60                              0                          ALT1
   16549304           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549305           Single Family            1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549308           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16549309                PUD                 1             U           80      4       NOPP            NO PP                  84                              0                          ALT1
   16549310           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549311           Single Family            1             W           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549313           Single Family            1             W           19      5       NOPP            NO PP                  24                              0                          ALT1
   16549314                PUD                 1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549319           Single Family            1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549321            Condominium             1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16549323           Single Family            1             W           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549324           Single Family            1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16549325                PUD                 1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16549100           Single Family            1             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549101            Condominium             1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549102            Condominium             1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549103            Condominium             1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549106            Condominium             1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549113           Single Family            1             U           28      8       NOPP            NO PP                  36                              0                          ALT1
   16549114            Condominium             1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549115            Condominium             1             U           32      4       NOPP            NO PP                  36                              0                          ALT1
   16549116            Condominium             1             U           53      7       NOPP            NO PP                  60                              0                          ALT1
   16549117           Single Family            1             U           30      6       NOPP            NO PP                  36                              0                          ALT1
   16549121            Condominium             1             W           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549123            Condominium             1             C           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549134           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549135           Single Family            1             W           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549136            Condominium             1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549137             2-4 Family             2             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549138             2-4 Family             3             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549139             2-4 Family             2             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549140            Condominium             1             U           78      6       NOPP            NO PP                  84                              0                          ALT1
   16549144           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549146           Single Family            1             U           80      4       NOPP            NO PP                  84                              0                          ALT1
   16549147           Single Family            1             U           30      6       OWN              SOFT                  36                              0                          ALT1
   16549148                PUD                 1             U           30      6       NOPP            NO PP                  36                              0                          ALT1
   16549149             2-4 Family             2             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549150                PUD                 1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549151                PUD                 1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549152           Single Family            1             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549153            Condominium             1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549154             2-4 Family             4             U           78      6       NOPP            NO PP                  84                              0                          ALT1
   16549158                PUD                 1             U           78      6       NOPP            NO PP                  84                              0                          ALT1
   16549160           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549163            Condominium             1             U           54      6       OWN              SOFT                  60                              0                          ALT1
   16549166           Single Family            1             W           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549167           Single Family            1             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549168           Single Family            1             U            6      6       NOPP            NO PP                  12                              0                          ALT1
   16549169           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549177                PUD                 1             U           54      6       NOPP            NO PP                  60                              0                          ALT1
   16549178           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549179           Single Family            1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549182           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549183           Single Family            1             U           78      6       NOPP            NO PP                  84                              0                          ALT1
   16549184           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549186            Condominium             1             W           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549188            Condominium             1             U           31      5       NOPP            NO PP                  36                              0                          ALT1
   16549189           Single Family            1             C           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549190           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549191            Condominium             1             W           80      4       NOPP            NO PP                  84                              0                          ALT1
   16549192                PUD                 1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16549193                PUD                 1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16549194                PUD                 1             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549195                PUD                 1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549197           Single Family            1             U           19      5       NOPP            NO PP                  24                              0                          ALT1
   16549199             2-4 Family             2             U           55      5       NOPP            NO PP                  60                              0                          ALT1
   16549200           Single Family            1             W           54      6       OWN              SOFT                  60                              0                          ALT1
   16549201                PUD                 1             U           79      5       NOPP            NO PP                  84                              0                          ALT1
   16549203           Single Family            1             W           78      6       NOPP            NO PP                  84                              0                          ALT1
   16666521           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16671370           Single Family            1             N           59      1       OWN              HARD                  60                              4                          WALN
   16727981           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16728186           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16731337                PUD                 1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16710613            Condominium             1             N           60      0       OWN              HARD                  60                              12                         WALN
   16713499           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16714664           Single Family            1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16716245           Single Family            1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16697279                PUD                 1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16700047             2-4 Family             2             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16706330           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16707371           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16709234           Single Family            1             N           84      0       OWN             COMBO                  84                              12                         WALN
   16709323             Townhouse              1             N           60      0       OWN              HARD                  60                              12                         WALN
   16691981           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          WALN
   16691825                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16693091           Single Family            1             N           36      0       NOPP            NO PP                  36                              0                          WALN
   16693274                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16695691             2-4 Family             2             N           60      0       OWN             COMBO                  60                              12                         WALN
   16695811                PUD                 1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16695844                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16685302           Single Family            1             N           59      1       OWN              HARD                  60                              12                         WALN
   16683733                PUD                 1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16687910           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16687844           Single Family            1             N           120     0       OWN              HARD                  120                             12                         WALN
   16687968           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16671400             2-4 Family             2             N           59      1       OWN             COMBO                  60                              12                         WALN
   16671404           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16676363           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16676389           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16679040            Condominium             1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16679030                PUD                 1             N           59      1       OWN              HARD                  60                              12                         WALN
   16679211                PUD                 1             N           59      1       OWN              HARD                  60                              12                         WALN
   16681010                PUD                 1             N           83      1       OWN              HARD                  84                              12                         WALN
   16681073                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16681141           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16681174           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16683767           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16001495           Single Family            1             Y           50     10       NOPP            NO PP                  60                              0                          AFL2
   16684787           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16708220           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684797                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684798           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629124           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16664037           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629127           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16629128           Single Family            1             Y           57      3      NO_OWN            HARD                  60                              36                         AFL2
   16708332             2-4 Family             3             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16546428             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16546459           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16546465           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16545340           Single Family            1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16545342           Single Family            1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16544147                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16544229           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16544235           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16545471            Condominium             1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16545476           Single Family            1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16545994             2-4 Family             2             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16545037           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16545056           Single Family            1             Y           57      3       OWN              HARD                  60                              12                         AFL2
   16545063           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16546204                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16544008           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16544014            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16544048           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16540343           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16540413           Single Family            1             Y           55      5       OWN              HARD                  60                              36                         AFL2
   16540851           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16468506           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16468509                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16540173            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16540186                PUD                 1             Y           57      3       OWN             COMBO                  60                              12                         AFL2
   16540221           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16468084           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16468099           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16468348             2-4 Family             3             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16422833           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16422875            Condominium             1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16422694                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16420115                PUD                 1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16420123                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16419352             Townhouse              1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16419638                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16407198            Condominium             1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16406836                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16405521           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16405554                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16405601                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16404460           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16404341                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16402724            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16402818           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16402340           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16402039           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16401936            Condominium             1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16713963           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16713895                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   15985573           Single Family            1             Y           49     11       OWN              SOFT                  60                              0                          AFL2
   16713593           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16713566           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16711204           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16344507             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16342525            Condominium             1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16341970           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16339274           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16339323             2-4 Family             2             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16339186           Single Family            1             Y           80      4       NOPP            NO PP                  84                              0                          AFL2
   16339239                PUD                 1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16329978           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16329820            Condominium             1             Y           54      6       OWN              SOFT                  60                              0                          AFL2
   16329673                PUD                 1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16323371                PUD                 1             Y           54      6       OWN              SOFT                  60                              0                          AFL2
   16306421           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16303796           Single Family            1             Y           53      7       OWN              SOFT                  60                              0                          AFL2
   16300682           Single Family            1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16300517           Single Family            1             Y           114     6       NOPP            NO PP                  120                             0                          AFL2
   16300473                PUD                 1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16296595                PUD                 1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16295703             2-4 Family             2             Y           50     10       NOPP            NO PP                  60                              0                          AFL2
   16295338            Condominium             1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16290952             Townhouse              1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16235375           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16235036           Single Family            1             Y           54      6       OWN              SOFT                  60                              0                          AFL2
   16233605           Single Family            1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16230570                PUD                 1             Y           53      7       NOPP            NO PP                  60                              0                          AFL2
   16659250                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16659256           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16659272           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16659274                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16659321           Single Family            1             Y           57      3       OWN             COMBO                  60                              6                          AFL2
   16659120                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16659131           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16659212           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16659221                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16659047           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658696           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16658783           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16658889           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658899            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658919           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16658483             2-4 Family             2             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16658497                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658500           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16658515           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16658939            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16658955                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658994           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16659007                PUD                 1             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16659021                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16659023           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16659024                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16658556                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658565           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16658569           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16658613           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16658623           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658629            Condominium             1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16656849           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16656946           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16656986                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16658421           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16658424           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16658429                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658435                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16658477            Condominium             1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16658363           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658374           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16658418                PUD                 1             Y           58      2       OWN              HARD                  60                              24                         AFL2
   16656632           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16656648                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656661           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16656737           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16656844           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656540           Single Family            1             Y           56      4       OWN              HARD                  60                              6                          AFL2
   16656462           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656504           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16656514            Condominium             1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16656531           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16656261            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16656292            Condominium             1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16656311           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16656320           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16656329            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16656333                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656340           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16656390           Single Family            1             Y           58      2       OWN             COMBO                  60                              3                          AFL2
   16656400            Condominium             1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16651822           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16654484                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16653825           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16653833                PUD                 1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16654550             2-4 Family             2             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16655962                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16655979             2-4 Family             2             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16653856           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16653890           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16653949                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16653963           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16654011           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16654016            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654054           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654055           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16654072           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16654086           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654089           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16654113                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654121           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16654137                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654150           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16654162            Condominium             1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16654193                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654199             Townhouse              1             N           34      2       NOPP            NO PP                  36                              0                          AFL2
   16654245           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16654302                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16655985           Single Family            1             Y           83      1       OWN              HARD                  84                              36                         AFL2
   16655989                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16655990           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16655999                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16656011           Single Family            1             Y           117     3       NOPP            NO PP                  120                             0                          AFL2
   16656022            Condominium             1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16656086           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16656101           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16656125           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656144           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16654360           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16656160            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654401           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16654410           Single Family            1             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16651668                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16651734           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16650400                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16651466           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651474           Single Family            1             N           83      1       NOPP            NO PP                  84                              0                          AFL2
   16651487            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16651497           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16650454                PUD                 1             N           58      2       OWN              HARD                  60                              6                          AFL2
   16650491           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16651527           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16650532           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16650577            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16651555                PUD                 1             Y           21      3       NOPP            NO PP                  24                              0                          AFL2
   16651590           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16651593             2-4 Family             2             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16650619           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651125                PUD                 1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16651130            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651154                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16651183           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16651190             2-4 Family             2             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16651235           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651259                PUD                 1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16651261           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16651286           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16651307           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651359           Single Family            1             Y           58      2       OWN              HARD                  60                              4                          AFL2
   16651360           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16651408           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16651434             2-4 Family             2             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16651436                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16651452                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650037                PUD                 1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16650042           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16648650           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16648667           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16648689                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648691            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16648706                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648714           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16648716           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16648736                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650062           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16650087                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16650097           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16650106           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650114           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648770                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16650171             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648786           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16648790                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16648804           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650200                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16650204                PUD                 1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16650219            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16650222           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16650245           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16650251           Single Family            1             Y           118     2       NOPP            NO PP                  120                             0                          AFL2
   16648860           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648864           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648868           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648907           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648990           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16649003           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16649020           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649034                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649092                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650301           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16649137           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649145                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650314             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650348                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650354           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16649915           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16649928           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16649954             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649959             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649961             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649971                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649973           Single Family            1             Y           82      2       OWN              HARD                  84                              6                          AFL2
   16649976                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649987                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649993           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650002                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16650004            Condominium             1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16646678                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646679                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646720                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648423           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16648444                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16648460           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16648467           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16648502           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648354            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648366             Townhouse              1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648508           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648386                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16648389            Condominium             1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16648397           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648400            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648544            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16648569             Townhouse              1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16646640            Condominium             1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646641                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646632                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646384                PUD                 1             N           82      2       NOPP            NO PP                  84                              0                          AFL2
   16646396                PUD                 1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16646405           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16646412           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16646449                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16646474                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16646485           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16646555                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646581           Single Family            1             N           57      3       OWN              HARD                  60                              36                         AFL2
   16646586                PUD                 1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16646591                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646596                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646599            Condominium             1             N           57      3       OWN              HARD                  60                              36                         AFL2
   16646603           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16646608                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16644167           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16645959            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16645981           Single Family            1             Y           34      2       OWN              SOFT                  36                              0                          AFL2
   16646288           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16646010           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16646031           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16646067           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16646070           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646074           Single Family            1             N           58      2       OWN              HARD                  60                              36                         AFL2
   16646101           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646130                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646156                PUD                 1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16646183           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16646212                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16646213           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16646220           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646240                PUD                 1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16646257                PUD                 1             N           58      2       OWN              HARD                  60                              6                          AFL2
   16644046           Single Family            1             N           58      2       OWN             COMBO                  60                              12                         AFL2
   16644076                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16644081           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16644091           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16644020           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16644030           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643804           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643860           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16643872                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643526            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643530            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643532            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16643875           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16643900                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16643934                PUD                 1             Y           58      2       OWN             COMBO                  60                              3                          AFL2
   16643556                PUD                 1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16643727           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643738           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16643743           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16643750             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643751           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643774           Single Family            1             N           58      2       OWN             COMBO                  60                              12                         AFL2
   16638929           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16638932           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638947           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16638952           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16641073                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16641086           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16641089           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16638970           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16638979           Single Family            1             Y           118     2       OWN              SOFT                  120                             0                          AFL2
   16640685            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16640692                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16640722           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16641117                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16641123            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16640726           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16640756             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16640819             2-4 Family             2             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16640835           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16640840                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16640849           Single Family            1             Y           118     2       OWN              SOFT                  120                             0                          AFL2
   16640873                PUD                 1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16641195           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16641201                PUD                 1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16641203                PUD                 1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16641208           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16640917                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16640927                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16640929           Single Family            1             Y           34      2       OWN              SOFT                  36                              0                          AFL2
   16641254           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16640937           Single Family            1             Y           34      2       OWN              SOFT                  36                              0                          AFL2
   16640975                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16641020                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16638515           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16634457            Condominium             1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16634501            Condominium             1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16634510             2-4 Family             4             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634534           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634544             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634610                PUD                 1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16634628                PUD                 1             N           58      2       OWN             COMBO                  60                              6                          AFL2
   16634652           Single Family            1             Y           82      2       OWN              SOFT                  84                              0                          AFL2
   16638550                PUD                 1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16638576             Townhouse              1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16634722           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16638592           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16638633           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16638668                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16638669           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638675                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638686            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634761           Single Family            1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16634769           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16634776            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634782                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634800           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16638709             Townhouse              1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16638180           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16638221                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638251           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638310           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16638311             Townhouse              1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16638319           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16638359           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16638369                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638407           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16638422            Condominium             1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16638436           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638481           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16638482           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16638793           Single Family            1             Y           57      3       OWN              HARD                  60                              6                          AFL2
   16638852                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16629011            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16629015           Single Family            1             Y           81      3       OWN              SOFT                  84                              0                          AFL2
   16629097           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16629103           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629106                PUD                 1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16629115            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16629129           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16629145           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632638                PUD                 1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16632643             2-4 Family             4             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16629202           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632718           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16629223                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629236           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629237                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16629245           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632833           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16632860           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16632867                PUD                 1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16632869                PUD                 1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16632882                PUD                 1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16632888                PUD                 1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16632990           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16632992           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16633003           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629311           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632253           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632255           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16632263                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16632281            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16633013           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16633014           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16633020           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632321                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632341                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16633080             2-4 Family             2             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16633088            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16633105                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16633120           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16633161           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16634201             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632366           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634215           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634236             2-4 Family             2             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632398                PUD                 1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16632404             Townhouse              1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632422                PUD                 1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16632423            Condominium             1             Y           22      2       NOPP            NO PP                  24                              0                          AFL2
   16632429                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632432           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16632441            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632453             Townhouse              1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16632458            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634265            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634298           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634302           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634335                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634340           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16632501           Single Family            1             Y           58      2       OWN             COMBO                  60                              3                          AFL2
   16632516           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632522             2-4 Family             4             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16632539            Condominium             1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632590             2-4 Family             2             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632615                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634348                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16634373           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16616547            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616566           Single Family            1             Y           57      3       OWN             COMBO                  60                              12                         AFL2
   16616628             2-4 Family             2             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628691           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16628735            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628881                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628914                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628934            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16628956             2-4 Family             3             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628765           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628799            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16628827            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628859                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628973            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628984           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16628992           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16629008            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616450           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616465           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616514           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16616524            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616540           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616472            Condominium             1             N           58      2       OWN             COMBO                  60                              12                         AFL2
   16616483           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616210             2-4 Family             4             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616245             2-4 Family             4             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616291           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16616299                PUD                 1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16616327            Condominium             1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16616353                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16615952            Condominium             1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16615979                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16615987           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612776           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612781                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612802           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16612905           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16612922             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612939           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612959           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16616012           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16616048           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616064           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616072             2-4 Family             2             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16616083           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616088           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16612970           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16612973           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16612991           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16613000           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16613019                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613020            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613037           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613098                PUD                 1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16613113             2-4 Family             4             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16616109           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16616146                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16613142           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16613146           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613165                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613173                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613177           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16616176           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16616183           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16613181           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613247                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613250                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613274           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16612667           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612678                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16612686           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612705           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16611292           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611654           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16611688           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16611328           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611331           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611339           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16611350           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16611379           Single Family            1             Y           33      3       OWN              SOFT                  36                              0                          AFL2
   16611438                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16611489           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611721           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611507           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16611618           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16611785            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16611804            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16611849           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611862           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16611863                PUD                 1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16612617           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16612623           Single Family            1             Y           117     3       NOPP            NO PP                  120                             0                          AFL2
   16609919                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16610012           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16610019           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16610040                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16610072           Single Family            1             Y           57      3       OWN             COMBO                  60                              6                          AFL2
   16610081             2-4 Family             3             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16610103             2-4 Family             2             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16610135           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16610141           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16610182                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16610222                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611235           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611279                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16610308                PUD                 1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16610309            Condominium             1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16611189           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16611210           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16611211                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16609828           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16609856           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16609883           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16609902           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16609712                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16609731           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16383093                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16382794           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16382842            Condominium             1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16378153           Single Family            1             N           54      6       NOPP            NO PP                  60                              0                          AFL2
   16377248                PUD                 1             Y           56      4       OWN              HARD                  60                              36                         AFL2
   16376920           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16376928           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658596                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16658599             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658580            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16658584            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16658587           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658536           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16658537           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658538                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658612           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658614           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658517           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658524           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658512           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658513                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658516            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16549653           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16549637           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16658502           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16658507           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16658508           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16371838           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16549649           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16658510                PUD                 1             Y           57      3      NO_OWN            SOFT                  60                              0                          AFL2
   16368697           Single Family            1             Y           19      5       NOPP            NO PP                  24                              0                          AFL2
   16649080           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649081           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16368201           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16549610            Condominium             1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16368013            Condominium             1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16664346           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649038           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16604033           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649041           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649043           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649049           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649050                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16672707            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649059           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16591469                PUD                 1             Y           32      4       NOPP            NO PP                  36                              0                          AFL2
   16649062                PUD                 1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16649063             2-4 Family             2             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649067           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649068            Condominium             1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16649069           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16672720             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672722                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649072            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16549606           Single Family            1             Y           56      4      NO_OWN            SOFT                  60                              0                          AFL2
   16649075                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649077             2-4 Family             4             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16404446           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16664317                PUD                 1             Y           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16629084           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16664324           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649017           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649021            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649026                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649029                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16704328           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16365577                PUD                 1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16365578                PUD                 1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16664309           Single Family            1             Y           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16365654            Condominium             1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16658609           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16704320                PUD                 1             Y           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16704311           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16658606           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16684431            Condominium             1             Y           58      2      NO_OWN            SOFT                  60                              0                          AFL2
   16684053               CO-OP                1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16684059           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16684066            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16707969            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16629195           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16361024            Condominium             1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16359794           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16358332                PUD                 1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16358032             2-4 Family             2             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16349510                PUD                 1             Y           55      5       OWN             COMBO                  60                              6                          AFL2
   16349251           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16348007           Single Family            1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16348018           Single Family            1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16770418             2-4 Family             4             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685353            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685354            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685356             2-4 Family             2             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685357           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685358            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685359            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770421             Townhouse              1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770422            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770423            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770424           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16677500             2-4 Family             2             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770425            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16677501           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770426           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16677502           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685360             2-4 Family             2             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16677503           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770428            Condominium             1             C           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685361             2-4 Family             2             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16677504           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770429           Single Family            1             C           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685362             Townhouse              1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16677505           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16677506           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685363           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685364            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16677507             2-4 Family             4             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685365            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16677508           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16677509           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685366            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685367            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685368            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685369            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770430            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770432            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770433           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673315            Condominium             1             U           34      2       NOPP            NO PP                  36                              0                          ALT1
   16770434             Townhouse              1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673316           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16677510           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770435           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673317            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16677511            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16673318            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770437           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673319           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685370           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770438            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16685371            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770439            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685372            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685374           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685375            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685376           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685377           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16673320           Single Family            1             U           118     2       NOPP            NO PP                  120                             0                          ALT1
   16673321           Single Family            1             W           34      2       NOPP            NO PP                  36                              0                          ALT1
   16770440            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673322             Townhouse              1             N           56      4       NOPP            NO PP                  60                              0                          ALT1
   16673323           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16673324           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770443           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673325           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770444           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673326            Condominium             1             W           32      4       NOPP            NO PP                  36                              0                          ALT1
   16673327           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770446           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673328           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770447           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673329           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16685380           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770448           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685381           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16770449           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16685383           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16685384            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685385            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685386           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685387            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685388           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16685389            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673330           Single Family            1             W           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770450            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673332           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770451           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673333           Single Family            1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16770452            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673334            Condominium             1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16673335           Single Family            1             U           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770454           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673336           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770455           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770456           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673338           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770457           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16673339           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16770458           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16685390           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685391           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770459            Condominium             1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16685392             2-4 Family             3             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685393           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685394           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685395           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685398           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16673340           Single Family            1             W           56      4       NOPP            NO PP                  60                              0                          ALT1
   16662892            Condominium             1             C           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662893            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662894            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662895            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662896             2-4 Family             3             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16662898            Condominium             1             C           57      3       NOPP            NO PP                  60                              0                          ALT1
   16662899           Single Family            1             U           34      2       NOPP            NO PP                  36                              0                          ALT1
   16685410            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650760            Condominium             1             U           57      3       NOPP            NO PP                  60                              0                          ALT1
   16685411             2-4 Family             2             C           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685412            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685413           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650763            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16650764           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685414           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650765            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685416            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650766            Condominium             1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685417           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16650768           Single Family            1             U           58      2       NOPP            NO PP                  60                              0                          ALT1
   16685419            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770400            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770402           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770403            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770404           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16770405           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770406           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16685420            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770407           Single Family            1             U           60      0       NOPP            NO PP                  60                              0                          ALT1
   16685421           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770408            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770413            Condominium             1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770414             Townhouse              1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16770415           Single Family            1             U           59      1       NOPP            NO PP                  60                              0                          ALT1
   16224409             2-4 Family             2             Y           54      6       OWN              HARD                  60                              36                         AFL2
   16220765           Single Family            1             N           54      6       NOPP            NO PP                  60                              0                          AFL2
   16723777                PUD                 1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16207507           Single Family            1             Y           54      6       OWN             COMBO                  60                              5                          AFL2
   16710739           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16710210           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16710129           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16709755           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16708198           Single Family            1             N           83      1       OWN              SOFT                  84                              0                          AFL2
   16708231           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16708296           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16708313           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16709518           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16709529           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16709553                PUD                 1             Y           83      1       OWN              HARD                  84                              36                         AFL2
   16709654           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16709664                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16707251           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16707791                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16707863            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16707919           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16706944             2-4 Family             4             Y           83      1       OWN              HARD                  84                              36                         AFL2
   16706949           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16707014           Single Family            1             Y           83      1       OWN              SOFT                  84                              0                          AFL2
   16707061           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16707075           Single Family            1             Y           35      1       OWN              HARD                  36                              36                         AFL2
   16707083           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16706851                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16706936           Single Family            1             Y           119     1       NOPP            NO PP                  120                             0                          AFL2
   16706819                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16706791           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16706639           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16706761           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16706763                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16706545           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16706429            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704077                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704080           Single Family            1             Y           83      1       OWN             COMBO                  84                              6                          AFL2
   16704088                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704158                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16704440                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16704441                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704623           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16697913           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16703995           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16697691           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16697693           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16697753                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16697787                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16697827           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16697838                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16711130                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   15892542           Single Family            1             Y           49     11       OWN             COMBO                  60                              12                         AFL2
   15899479            Condominium             1             Y           50     10       NOPP            NO PP                  60                              0                          AFL2
   15776102           Single Family            1             Y           46     14       NOPP            NO PP                  60                              0                          AFL2
   16770642           Single Family            1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16318267           Single Family            1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16314650           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16629192                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16776354           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16684826           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16709469           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16798290                PUD                 1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16714978            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16798293            Condominium             1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16798295           Single Family            1             Y           60      0      NO_OWN            SOFT                  60                              0                          AFL2
   16798298           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16697698           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723251            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704703            Condominium             1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16600555           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16704380           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672610             Townhouse              1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16667104             Townhouse              1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770704            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770623            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16664270           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16704546           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672615           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16704385           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770625           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16770626           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770627             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704388           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16775471                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16693580             2-4 Family             2             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16704389                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16775556            Condominium             1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16767376           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16785196                PUD                 1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16778780           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16778862           Single Family            1             Y           59      1      NO_OWN            SOFT                  60                              0                          AFL2
   16772969           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16723262           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672620           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770630           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704633           Single Family            1             Y           59      1       OWN              HARD                  60                              5                          AFL2
   16693033           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16770631                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16721564                PUD                 1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16704392           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723347           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684126                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649054             2-4 Family             3             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16770635           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16790238           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16704396                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770636           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16776451           Single Family            1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16664366                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672709           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16764951                PUD                 1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16707947           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16778077                PUD                 1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16768198             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684210           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16649300                PUD                 1             N           53      7       NOPP            NO PP                  60                              0                          ALT1
   16684050            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649302                PUD                 1             N           54      6       NOPP            NO PP                  60                              0                          ALT1
   16770641           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723438           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16664291                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16775730           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16649308           Single Family            1             N           54      6       NOPP            NO PP                  60                              0                          ALT1
   16684057           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16707871            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16768361           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16773078           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16691980           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16764961            Condominium             1             N           60      0       OWN              HARD                  60                              4                          WALN
   16770568               CO-OP                1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16697165           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16767473           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16709738           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16711062           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16708132           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704019           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16707242             2-4 Family             2             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16649310           Single Family            1             N           55      5       NOPP            NO PP                  60                              0                          ALT1
   16704570                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16640904           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16710971           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16718730                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16709901                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16648342           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16729508           Single Family            1             N           35      1       NOPP            NO PP                  36                              0                          AFL2
   16709584                PUD                 1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16770659            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670310           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16730107           Single Family            1             N           84      0       NOPP            NO PP                  84                              0                          WALN
   16718023           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16708224            Condominium             1             Y           119     1       NOPP            NO PP                  120                             0                          AFL2
   16694112            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16780703           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16780704            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684234                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16780706                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780708           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780709           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16704587           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16649327                PUD                 1             N           55      5       NOPP            NO PP                  60                              0                          ALT1
   16717775             2-4 Family             2             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16681488                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684794             2-4 Family             4             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16764989           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16718115             Townhouse              1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16780711           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16723543                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780714                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16714637                PUD                 1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16649333                PUD                 1             N           55      5       NOPP            NO PP                  60                              0                          ALT1
   16681733                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16780715            Condominium             1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16728714                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770592            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16693318                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16729525           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780637                PUD                 1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16704596           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16688523           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16770676           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16765169                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16646585           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16649339           Single Family            1             N           56      4       NOPP            NO PP                  60                              0                          ALT1
   16599185           Single Family            1             N           82      2       OWN             COMBO                  84                              12                         WALN
   16599186           Single Family            1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16778198             Townhouse              1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16717230           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16731733           Single Family            1             N           56      4       OWN              SOFT                  60                              0                          AFL2
   16595150           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16684412           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649340                PUD                 1             N           56      4       NOPP            NO PP                  60                              0                          ALT1
   16728009           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16708084           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16708328                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16629029            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16694135            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16714809           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684173            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16780808            Condominium             1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16696551             Townhouse              1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780729            Condominium             1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16397276           Single Family            1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16704053            Condominium             1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16717240           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16714019            Condominium             1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16780810           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16708171           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16244545             2-4 Family             2             W           53      7       NOPP            NO PP                  60                              0                          ALT1
   16717243                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16728016                PUD                 1             N           60      0       OWN              HARD                  60                              12                         WALN
   16716272           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16629035           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16780731            Condominium             1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16658504           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16697611            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16775228                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723569           Single Family            1             Y           18      6       NOPP            NO PP                  24                              0                          AFL2
   16775067                PUD                 1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16714579           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16658428           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770695                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16663858                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16709313            Condominium             1             N           60      0       OWN              HARD                  60                              12                         WALN
   16707451           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16717172           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16717173           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780822           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16684434           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16780824           Single Family            1             Y           84      0       NOPP            NO PP                  84                              0                          AFL2
   16717258             2-4 Family             2             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16708267                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16706728            Condominium             1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16770781           Single Family            1             Y           119     1       OWN              SOFT                  120                             0                          AFL2
   16798304             2-4 Family             2             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16780826           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16349359           Single Family            1             N           55      5       NOPP            NO PP                  60                              0                          AFL2
   16684358                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16687823           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16723025           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16714118           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650843            Condominium             1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16706571           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16658602           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16798310           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16713782           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16717266            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16713783                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16728912           Single Family            1             N           54      6       OWN              HARD                  60                              36                         AFL2
   16718158                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780754                PUD                 1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16706738           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16692545           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684446           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16780838             2-4 Family             2             Y           119     1       NOPP            NO PP                  120                             0                          AFL2
   16772495           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16658448           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649297           Single Family            1             W           51      9       NOPP            NO PP                  60                              0                          ALT1
   16730242           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16704326             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16785210             Townhouse              1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16684531           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16629152           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16704339            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16707047           Single Family            1             Y           59      1       OWN             COMBO                  60                              5                          AFL2
   16728091             Townhouse              1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16658646           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16775288                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16658487           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16695899           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16773110           Single Family            1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16770520                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770601           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16638175           Single Family            1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16778207             Townhouse              1             N           60      0       OWN              HARD                  60                              4                          WALN
   16728169           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16775376           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684819           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16729856                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16692758           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16798286            Condominium             1             N           60      0       NOPP            NO PP                  60                              0                          AFL2
   16778765           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16658499           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16687885           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16723241           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770610                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16730290           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16731262           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16710850           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16649031           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16672523                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16770602            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16713353           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16680531           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16713274           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16707911                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16704528            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684810                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16696231           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723952                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16706942           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16778115                PUD                 1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16775523             Townhouse              1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16719165            Condominium             1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16684804           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16706935           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16649650             Townhouse              1             N           84      0       OWN             COMBO                  84                              12                         WALN
   16676381           Single Family            1             N           59      1       OWN              HARD                  60                              4                          WALN
   16684806           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684807             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684483           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723868            Condominium             1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16728146           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16715038                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16770507           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16775512                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16776403           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16707815           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16722962           Single Family            1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16629165           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16684554             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16691925           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16776327                PUD                 1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16767417             2-4 Family             2             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16723224           Single Family            1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16665210           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16770511                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16770513           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16707903           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16719162            Condominium             1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16629173            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16684802           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16710556           Single Family            1             N           60      0       NOPP            NO PP                  60                              0                          WALN
   16714534                PUD                 1             Y           60      0       OWN              HARD                  60                              4                          WALN
   16718172           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16718092             Townhouse              1             N           60      0       OWN              SOFT                  60                              0                          WALN
   16728055           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16718174            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16714515                PUD                 1             N           60      0       OWN              HARD                  60                              12                         WALN
   16716223           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16658460             2-4 Family             2             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16772671           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16681951           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16718177           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16798251                PUD                 1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16780774           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16684384           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16658465           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16798092           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16718024           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16665757           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16780778           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16780698           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16773012            Condominium             1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16664311           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664230           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16731316             Townhouse              1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16700143           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16709189           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16706340           Single Family            1             N           60      0       OWN              HARD                  60                              4                          WALN
   16707549                PUD                 1             N           60      0       OWN              HARD                  60                              12                         WALN
   16692016           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16693050           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16687878                PUD                 1             N           59      1       OWN              HARD                  60                              12                         WALN
   16687943           Single Family            1             N           60      0       OWN              HARD                  60                              12                         WALN
   16687978           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16691857           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16691878           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16685291           Single Family            1             N           83      1       OWN             COMBO                  84                              12                         WALN
   16685526           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16676404           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16676446                PUD                 1             Y           59      1       OWN              HARD                  60                              4                          WALN
   16679156           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16680995           Single Family            1             N           60      0       OWN             COMBO                  60                              12                         WALN
   16674782           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16674791           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16676516            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16676528           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16676550                PUD                 1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16676564                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16676580                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16676584                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16674615           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16676667           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16676703           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16674667            Condominium             1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16676881           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16676884                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16674216           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16674317             2-4 Family             2             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16674500                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16673013           Single Family            1             N           59      1       OWN             COMBO                  60                              6                          AFL2
   16673017            Condominium             1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16673029             Townhouse              1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16673042             Townhouse              1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16673045             Townhouse              1             N           58      2       OWN              HARD                  60                              36                         AFL2
   16673071                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16673094             2-4 Family             3             N           58      2       OWN              HARD                  60                              36                         AFL2
   16673099           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16673115                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16673118             Townhouse              1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16674021                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16674066                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16672842           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16674119           Single Family            1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16674136            Condominium             1             N           59      1       OWN             COMBO                  60                              6                          AFL2
   16674151           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16672883           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16672944           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672653             Townhouse              1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672744                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672761           Single Family            1             N           83      1       NOPP            NO PP                  84                              0                          AFL2
   16672659                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672672                PUD                 1             Y           118     2       NOPP            NO PP                  120                             0                          AFL2
   16672686                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16672692           Single Family            1             Y           118     2       NOPP            NO PP                  120                             0                          AFL2
   16667430             2-4 Family             2             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16667434                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16670254           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670391                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16670396           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670427                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16670463           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16670539                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16670805           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16670838           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16670639           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16670718             Townhouse              1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670746                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16670750             2-4 Family             2             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16670798           Single Family            1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16672386            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672388           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16672406                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16672414             2-4 Family             3             N           83      1       OWN              SOFT                  84                              0                          AFL2
   16672560                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16672565           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16667176             2-4 Family             4             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16667181           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16667229           Single Family            1             Y           35      1       OWN              SOFT                  36                              0                          AFL2
   16667232           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16667335            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16667369           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16667381                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16667406             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16667056             Townhouse              1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16667064             Townhouse              1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16667091             2-4 Family             4             Y           119     1       OWN             COMBO                  120                             12                         AFL2
   16666795                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16666826                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16666829            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16666959           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16666971            Condominium             1             Y           82      2       OWN              HARD                  84                              36                         AFL2
   16665550           Single Family            1             N           58      2       OWN              HARD                  60                              36                         AFL2
   16665555                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16665637             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664071                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16664078                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16664091           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16665661           Single Family            1             Y           59      1       OWN             COMBO                  60                              3                          AFL2
   16665702           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664098            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16664132                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16665780                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16664182           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16664191           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16664205           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16664248           Single Family            1             Y           83      1       OWN              HARD                  84                              36                         AFL2
   16664308           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664318           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664341           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16664344            Condominium             1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664363           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16664411           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16664467                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16664528                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16665896           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16662648           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16663959                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16662806           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16663753                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16663764           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16663765           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16663771            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16663782           Single Family            1             Y           21      3       NOPP            NO PP                  24                              0                          AFL2
   16663801           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16663806           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16663855           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16662586           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16662591                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16662443           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16662462            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16662523                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16662339                PUD                 1             Y           56      4       OWN             COMBO                  60                              12                         AFL2
   16662364           Single Family            1             Y           82      2       OWN              SOFT                  84                              0                          AFL2
   16662368           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16661983            Condominium             1             N           20      4       OWN              SOFT                  24                              0                          AFL2
   16661985                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16662377            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16662396           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16662408                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16662026           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16662053           Single Family            1             Y           82      2       OWN              HARD                  84                              36                         AFL2
   16662071           Single Family            1             Y           118     2       NOPP            NO PP                  120                             0                          AFL2
   16662103           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16662119            Condominium             1             Y           75      9       NOPP            NO PP                  84                              0                          AFL2
   16662175           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16662177                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16662200           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16662245           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16765178           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16302059           Single Family            1             N           55      5       OWN              HARD                  60                              12                         WALN
   16105854             2-4 Family             2             W           51      9       NOPP            NO PP                  60                              0                          ALT1
   16196522                PUD                 1             Y           53      7       NOPP            NO PP                  60                              0                          AFL2
   16206192                PUD                 1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16224415           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16233941                PUD                 1             Y           78      6       NOPP            NO PP                  84                              0                          AFL2
   16239926           Single Family            1             N           52      8       NOPP            NO PP                  60                              0                          AFL2
   16242904           Single Family            1             N           54      6       OWN              SOFT                  60                              0                          AFL2
   16243300           Single Family            1             Y           51      9       NOPP            NO PP                  60                              0                          AFL2
   16243367            Condominium             1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16247927                PUD                 1             N           54      6       NOPP            NO PP                  60                              0                          AFL2
   16247968           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16248334             2-4 Family             2             Y           54      6       OWN              HARD                  60                              36                         AFL2
   16248343             2-4 Family             2             Y           54      6       OWN             COMBO                  60                              12                         AFL2
   16248350           Single Family            1             Y           54      6       OWN              HARD                  60                              36                         AFL2
   16248403                PUD                 1             Y           53      7       NOPP            NO PP                  60                              0                          AFL2
   16295155           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16295719                PUD                 1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16300637           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16723865           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16728528             2-4 Family             3             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16300754            Condominium             1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16301417           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16303744                PUD                 1             N           54      6       OWN              SOFT                  60                              0                          AFL2
   16304045             2-4 Family             3             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16304110                PUD                 1             N           55      5       OWN             COMBO                  60                              6                          AFL2
   16326336           Single Family            1             N           56      4       NOPP            NO PP                  60                              0                          AFL2
   16326346           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16326823                PUD                 1             N           55      5       NOPP            NO PP                  60                              0                          AFL2
   16332070           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16335215           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16335593           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16303343            Condominium             1             N           55      5       OWN             COMBO                  60                              12                         WALN
   16345992            Condominium             1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16346007           Single Family            1             N           55      5       NOPP            NO PP                  60                              0                          AFL2
   16346159             2-4 Family             4             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16346414           Single Family            1             Y           30      6       OWN              SOFT                  36                              0                          AFL2
   16347689             2-4 Family             2             Y           56      4       OWN              HARD                  60                              36                         AFL2
   16347787             2-4 Family             2             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16347810             2-4 Family             3             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16347811           Single Family            1             Y           115     5       OWN              HARD                  120                             36                         AFL2
   16347907                PUD                 1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16348024                PUD                 1             Y           55      5       OWN             COMBO                  60                              3                          AFL2
   16348028           Single Family            1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16349369            Condominium             1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16349821                PUD                 1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16358356           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16359028                PUD                 1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16359876           Single Family            1             N           55      5       OWN              SOFT                  60                              0                          AFL2
   16361328                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16361532           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16365555                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16368252             2-4 Family             4             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16368308                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16368470                PUD                 1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16371816           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16372138           Single Family            1             N           55      5       NOPP            NO PP                  60                              0                          AFL2
   16374862           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16374893           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16376108           Single Family            1             Y           56      4       OWN             COMBO                  60                              6                          AFL2
   16377310           Single Family            1             Y           21      3       NOPP            NO PP                  24                              0                          AFL2
   16377346           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16377407           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16382723           Single Family            1             Y           80      4       NOPP            NO PP                  84                              0                          AFL2
   16383174            Condominium             1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16384019             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16387370             2-4 Family             3             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16390212                PUD                 1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16392577           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16395213           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16400897             2-4 Family             2             Y           20      4       NOPP            NO PP                  24                              0                          AFL2
   16401917           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16402108                PUD                 1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16402469           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16402788            Condominium             1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16403969           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16404092           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16404344           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16405455            Condominium             1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16405796             2-4 Family             2             Y           56      4       OWN              HARD                  60                              6                          AFL2
   16407032           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16407092           Single Family            1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16407228           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16407372                PUD                 1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16419026            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16419553                PUD                 1             N           56      4       OWN              SOFT                  60                              0                          AFL2
   16419956           Single Family            1             Y           15      9       OWN              SOFT                  24                              0                          AFL2
   16420134                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16420151           Single Family            1             Y           56      4       OWN             COMBO                  60                              6                          AFL2
   16420253                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16422696                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16422770            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16422975           Single Family            1             N           55      5       OWN             COMBO                  60                              6                          AFL2
   16468103           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16468109             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16468173                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16468449           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16540116           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16540452                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16543975                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16544209                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16544277                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16545027             2-4 Family             2             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16545455                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16546034           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16546280           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16546416           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16549435                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16549578                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16549641                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16549850            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16549871            Condominium             1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16550027                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16550052                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16551721                PUD                 1             Y           57      3       OWN             COMBO                  60                              6                          AFL2
   16551997           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16552072           Single Family            1             Y           57      3       OWN              HARD                  60                              6                          AFL2
   16562480           Single Family            1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16562543           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16562891                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16563141                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16563280           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16563285           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16564618                PUD                 1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16564678             2-4 Family             2             Y           21      3       NOPP            NO PP                  24                              0                          AFL2
   16564741           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16564762           Single Family            1             Y           58      2       OWN             COMBO                  60                              5                          AFL2
   16564898                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16564960             2-4 Family             2             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16567535           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16567666           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16567695           Single Family            1             N           58      2       OWN              HARD                  60                              12                         AFL2
   16567782                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16567846            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16568802                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16568949           Single Family            1             N           56      4       OWN             COMBO                  60                              6                          AFL2
   16569212                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16570376           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16570470                PUD                 1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16570472           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16570619           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16570638           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16570640           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16570695                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16570750                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16571493            Condominium             1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16571519                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16571618             2-4 Family             2             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16571631           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16571651                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16571679           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16571694           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16571719                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16571851            Condominium             1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16572006                PUD                 1             Y           57      3       OWN              HARD                  60                              12                         AFL2
   16572026             Townhouse              1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16572029             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16572106           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16574892                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16574917                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16575309           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585457           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585543                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585547                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585555             2-4 Family             2             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16585642             2-4 Family             3             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16585670           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585675           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16585677           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585679                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585738                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16585759           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16585770                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16586050           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16586052             Townhouse              1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16586139           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16591096           Single Family            1             Y           33      3       OWN              SOFT                  36                              0                          AFL2
   16591098           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16591291                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16591345           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16591369            Condominium             1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16591381           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16591407                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16591408             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16591461           Single Family            1             Y           57      3       OWN             COMBO                  60                              12                         AFL2
   16591586                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16591590           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16594788           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16594802                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16594808           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16594871                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16595002             2-4 Family             2             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595007           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16595092             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16595212           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16595229                PUD                 1             Y           57      3       OWN              HARD                  60                              6                          AFL2
   16595242                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595266           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16595276           Single Family            1             N           56      4       OWN              SOFT                  60                              0                          AFL2
   16595310           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16595328           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16595346            Condominium             1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16595352             2-4 Family             2             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16595367             2-4 Family             4             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16595392           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595462                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16595488           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16596203                PUD                 1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16596264           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16596269           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16596301                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16596304           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16596462             2-4 Family             2             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16596477           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16596480                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16596595           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16596597           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16596808           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16596832           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16597200           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16597247           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16597288           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16597378                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16597462           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16597467           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16597536                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16597584           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16597623           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16597717           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16597810           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16599364           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16599602             2-4 Family             4             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16599721           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16599768                PUD                 1             N           57      3       OWN              HARD                  60                              6                          AFL2
   16599820                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16599867           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16599889           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16600026           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16600029           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16600934           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16600964           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16601070           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16601100           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16601108           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16601122                PUD                 1             N           58      2       OWN              HARD                  60                              6                          AFL2
   16601199           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16601215           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16601232             2-4 Family             2             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16601234             2-4 Family             2             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16601236             2-4 Family             2             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16601239             2-4 Family             2             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16601371             2-4 Family             2             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16602651           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16602667                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16602694             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16602696             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16602699           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16602715           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16602767           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16602964           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16602992                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16603811                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16603835           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16603846           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16603857                PUD                 1             N           58      2       OWN              HARD                  60                              36                         AFL2
   16603861           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16604113            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16604139           Single Family            1             N           57      3       OWN             COMBO                  60                              6                          AFL2
   16604170           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16604177                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16604189           Single Family            1             N           57      3       OWN              HARD                  60                              6                          AFL2
   16604267                PUD                 1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16604377           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16604441           Single Family            1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16604474                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16604520                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16604531           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16604560           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16604566                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16604575             2-4 Family             2             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16604581           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16605687            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16605688           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16605696             2-4 Family             2             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16605715           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16605716             2-4 Family             2             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16605719             2-4 Family             2             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16605722           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16605799           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16605825           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16605848           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16605883             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16605968            Condominium             1             Y           34      2       OWN              SOFT                  36                              0                          AFL2
   16605983                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16606003             2-4 Family             4             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16606039                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16606107                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16606171                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16609631             2-4 Family             3             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16609657           Single Family            1             N           57      3       OWN              HARD                  60                              36                         AFL2
   16609691                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16609766                PUD                 1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16609773                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16609778           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16609791           Single Family            1             N           58      2       OWN              HARD                  60                              6                          AFL2
   16609825                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16609928             2-4 Family             3             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16609950           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16610033            Condominium             1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16610106            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16610144                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16610163                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16610209                PUD                 1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16610234           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16610259           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611217           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611273                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16611289           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611353           Single Family            1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16611374           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16611406                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16611420                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16611435           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16611453           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16611513                PUD                 1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16611538             2-4 Family             4             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611556           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16611620            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16611631            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16611635           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611638           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16611723             2-4 Family             2             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16611813           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16611939                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16612612           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16612616                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16612661                PUD                 1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16612679            Condominium             1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16612685                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612771           Single Family            1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16612833             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612853                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612856           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612866           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16612868                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16612908           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612951           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16612952           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16613017             2-4 Family             3             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16613018                PUD                 1             Y           82      2       OWN              SOFT                  84                              0                          AFL2
   16613033           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16613035           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613040           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16613057           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613131                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16613236             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613240                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16613291                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16613296           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16615953            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16616030                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16616035                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16616066            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616220             2-4 Family             4             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616256           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616266                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616324           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616475           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616526                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16616557             2-4 Family             3             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16616558             2-4 Family             3             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16628724           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16628772             2-4 Family             3             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16628959                PUD                 1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16629171            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16629193           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16629260             2-4 Family             4             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16629264           Single Family            1             Y           57      3       OWN              HARD                  60                              6                          AFL2
   16632257           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632320           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16632339            Condominium             1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16632343           Single Family            1             N           57      3       OWN              HARD                  60                              36                         AFL2
   16632358                PUD                 1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16632362           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16632409             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632462                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16632476           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16632502            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632551                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16632622            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16632663           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16632841           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16633021             2-4 Family             4             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16633074            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16633103                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634181           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634182           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16634229             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634261           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634266           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16634316           Single Family            1             Y           58      2       OWN              HARD                  60                              8                          AFL2
   16634323                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634446           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16634547           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16634600           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16634694                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16638204           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16638294            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638316                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16638341                PUD                 1             N           58      2       OWN              HARD                  60                              6                          AFL2
   16638389           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16638393           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638452           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638460           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638468           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16638490                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638510                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638518                PUD                 1             Y           57      3       OWN              HARD                  60                              6                          AFL2
   16638522                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638546                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16638571           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16638676           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638682           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16638688                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16638707                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638729           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16638730           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638734                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16638827                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16638841           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638844           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638863           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638935           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16638943           Single Family            1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16638945           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16640647                PUD                 1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16640684                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16640718           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16640730           Single Family            1             C           58      2       NOPP            NO PP                  60                              0                          AFL2
   16640735           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16640766           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16640768                PUD                 1             N           57      3       OWN              HARD                  60                              36                         AFL2
   16640777           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16640796                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16640802           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16640841           Single Family            1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16640856             2-4 Family             3             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16640935           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16640995            Condominium             1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16641005                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16641017           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16641034            Condominium             1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16641093            Condominium             1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16641130                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16641143           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16641146           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16641161                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16641167           Single Family            1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16641179           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16641185            Condominium             1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16641252                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16641326           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16643550           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16643593            Condominium             1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16643620                PUD                 1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16643662           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643666           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643671           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643675           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16643748            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643850             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16643890                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16643988                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16644035                PUD                 1             Y           83      1       OWN              SOFT                  84                              0                          AFL2
   16644127                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16644228                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16645951           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16645955           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646012           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646022           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646048           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646104           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16646145             2-4 Family             3             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16646189             2-4 Family             2             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16646275           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16646301                PUD                 1             N           58      2       OWN              HARD                  60                              6                          AFL2
   16646365           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646414           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646461           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646496           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16646509                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16646510           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16646527            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646558            Condominium             1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646566                PUD                 1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16646574                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16646588             Townhouse              1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646624           Single Family            1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16646625            Condominium             1             N           57      3       OWN              HARD                  60                              36                         AFL2
   16646637                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16646649           Single Family            1             Y           53      7       OWN              HARD                  60                              36                         AFL2
   16646666           Single Family            1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16648328            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648333           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648446           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648478           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648486             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648489           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648490                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16648492             Townhouse              1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16648514            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648646           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16648675           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16648692                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16648915           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16648939                PUD                 1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16648950           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16649122           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649130             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649146           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16649202           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16649969                PUD                 1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649983           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16649996                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650006           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650026           Single Family            1             N           56      4       NOPP            NO PP                  60                              0                          AFL2
   16650034           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16650104                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650142           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16650153           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650163           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16650165           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16650324           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650346           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16650359           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650368                PUD                 1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16650395                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650417           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16650473           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16650476                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16650478                PUD                 1             Y           34      2       OWN              SOFT                  36                              0                          AFL2
   16650483                PUD                 1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16650606           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16651152            Condominium             1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16651177           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16651262           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651287             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651369           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651413           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651512            Condominium             1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16651522                PUD                 1             Y           34      2       OWN              SOFT                  36                              0                          AFL2
   16651566                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16651739           Single Family            1             Y           58      2       OWN             COMBO                  60                              5                          AFL2
   16651756           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16651805           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16651850            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16653716                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16653763           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16653769           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16653943           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16653977           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16654001                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16654017            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654124           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16654130             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654170                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654181                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654225           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16654316           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16654329           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16654384            Condominium             1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16654386           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16655951           Single Family            1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16655970           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16655971            Condominium             1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656014                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656021                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16656036           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656074            Condominium             1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16656119            Condominium             1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16656133           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16656182                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16656186                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656367             2-4 Family             4             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16656422                PUD                 1             N           34      2       NOPP            NO PP                  36                              0                          AFL2
   16656468           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656496                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656569            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16656603                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16656610             2-4 Family             2             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16656641             Townhouse              1             Y           58      2       OWN             COMBO                  60                              6                          AFL2
   16656642            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16656644                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16656816           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16656826            Condominium             1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16656854                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16656951            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16657006                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658379           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658420                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658449                PUD                 1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16658571           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658578                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16658625            Condominium             1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16658644                PUD                 1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16658666           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16658678           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16658680           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658802                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658842           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16658930           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16658950           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16659032            Condominium             1             Y           83      1       OWN              SOFT                  84                              0                          AFL2
   16659167           Single Family            1             Y           119     1       OWN             COMBO                  120                             6                          AFL2
   16659197           Single Family            1             Y           119     1       NOPP            NO PP                  120                             0                          AFL2
   16659214                PUD                 1             N           58      2       OWN              HARD                  60                              6                          AFL2
   16661977           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16661997           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16662015           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16662069            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16662070                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16662081           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16662106           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16662157                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16662188                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16662220           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16662244           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16662259            Condominium             1             Y           57      3       OWN              HARD                  60                              36                         AFL2
   16662324           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16662330           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16662341           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16662373           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16662378           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16662452           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16662454           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16662458           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16662517                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16662594                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16662619             2-4 Family             3             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16662701                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16663714             2-4 Family             2             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16663756           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16663762           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16663835           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16663840           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16663847           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16663915                PUD                 1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16663935           Single Family            1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16663962                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16663971           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16663988           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16664042           Single Family            1             N           57      3       OWN              HARD                  60                              36                         AFL2
   16664087           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664194                PUD                 1             Y           58      2       OWN              HARD                  60                              12                         AFL2
   16664225                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16664319                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16664326           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16664358           Single Family            1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16664436           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16665494            Condominium             1             Y           34      2       NOPP            NO PP                  36                              0                          AFL2
   16665527           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16665551                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16665556                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16665728                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16665768                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16665833           Single Family            1             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16665921           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16665932           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16665985                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16665995                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16666010                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16666041                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16666045           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16666842                PUD                 1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16666851                PUD                 1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16666955                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16667002           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16667004            Condominium             1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16667241           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16667245                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16667279           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16667282           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16667303           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16667331           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16667440                PUD                 1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16670247           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670260             2-4 Family             3             Y           82      2       OWN              SOFT                  84                              0                          AFL2
   16670279           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16670286                PUD                 1             Y           59      1       OWN              HARD                  60                              3                          AFL2
   16670372           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16670395           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16670399                PUD                 1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16670471           Single Family            1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16670576                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670663           Single Family            1             Y           119     1       OWN              HARD                  120                             12                         AFL2
   16670668           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16670675           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16670758           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670780           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16670812           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16670820           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670821           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16670857           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16670874           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16670883                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670906                PUD                 1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16670909                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16670982           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16670988           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16672349           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16672593           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672694            Condominium             1             Y           83      1       OWN              HARD                  84                              36                         AFL2
   16672725                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672764           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16672787           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672816           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672850           Single Family            1             N           59      1       OWN              HARD                  60                              5                          AFL2
   16672866           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16672871           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16672902             Townhouse              1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16672930                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16673020                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16673050           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16673067                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16673286                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16674014             Townhouse              1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16674040           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16674115           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16674159           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16674182           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16674187           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16674199                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16674236           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16674246           Single Family            1             Y           23      1       NOPP            NO PP                  24                              0                          AFL2
   16674377            Condominium             1             Y           33      3       OWN              SOFT                  36                              0                          AFL2
   16674583           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16674590            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16674637            Condominium             1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16674687           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16674723           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16674750                PUD                 1             Y           83      1       OWN              HARD                  84                              12                         AFL2
   16676496           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16676519            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16676553            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16676578                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16676720           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16676750             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16676752           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16676791                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16676830           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16676834            Condominium             1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16676878           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16676892                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16676895           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16680058           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16680107           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16680160           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16680196           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16680204                PUD                 1             Y           81      3       NOPP            NO PP                  84                              0                          AFL2
   16680246           Single Family            1             Y           57      3       NOPP            NO PP                  60                              0                          AFL2
   16680338                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16680344           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16680384           Single Family            1             N           58      2       OWN              HARD                  60                              36                         AFL2
   16680421           Single Family            1             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16680466           Single Family            1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16680661           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16680693                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16680728           Single Family            1             Y           51      9       NOPP            NO PP                  60                              0                          AFL2
   16681293           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16681333           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16681342           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16681364             2-4 Family             3             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16681495           Single Family            1             Y           83      1       OWN              SOFT                  84                              0                          AFL2
   16681559           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16681565           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16681569           Single Family            1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16681590           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16681592            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16681627                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16681637           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16681736                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16681740           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16681741           Single Family            1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16681745                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16681764            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16681771           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16681831                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16681859           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684087                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684098                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16684151             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684165           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684192           Single Family            1             Y           58      2       OWN              HARD                  60                              6                          AFL2
   16684195           Single Family            1             N           59      1       OWN              HARD                  60                              36                         AFL2
   16684207           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16684439           Single Family            1             Y           35      1       OWN              HARD                  36                              36                         AFL2
   16684520             2-4 Family             2             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16684558           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684570            Condominium             1             N           59      1       OWN              SOFT                  60                              0                          AFL2
   16684584             2-4 Family             3             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684594                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684688           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16684743                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16684793           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16685761           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16685796           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16685804           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16685830                PUD                 1             N           58      2       OWN              HARD                  60                              36                         AFL2
   16685847           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16685896           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16685930             2-4 Family             2             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16686029           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16686033             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16686063           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16686078           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16686138           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16686176           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16686215                PUD                 1             Y           82      2       NOPP            NO PP                  84                              0                          AFL2
   16686247                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16686248                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16686351                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16688060                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16688077             2-4 Family             3             Y           82      2       OWN              HARD                  84                              12                         AFL2
   16688201           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16688258           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16688265           Single Family            1             N           56      4       NOPP            NO PP                  60                              0                          AFL2
   16688306           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16688332           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16688378                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16688498           Single Family            1             Y           33      3       OWN              HARD                  36                              36                         AFL2
   16688537           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16692153           Single Family            1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16692408                PUD                 1             Y           81      3       OWN              HARD                  84                              12                         AFL2
   16692435           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16692464             Townhouse              1             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16692493           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16692529           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16692654           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16692664             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16692711           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16693428                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16693455                PUD                 1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16693477           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16693665                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16693794            Condominium             1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16693809                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16693867                PUD                 1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16693947                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16696047                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16696050                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16696207           Single Family            1             Y           119     1       OWN              SOFT                  120                             0                          AFL2
   16696234           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16696242           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16696542           Single Family            1             Y           35      1       OWN              SOFT                  36                              0                          AFL2
   16696549           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16697476            Condominium             1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16697593            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16697666           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16146824                PUD                 1             W           44     16       NOPP            NO PP                  60                              0                          ALT1
   16234708           Single Family            1             W           53      7       NOPP            NO PP                  60                              0                          ALT1
   16292046             2-4 Family             4             U            5      7       NOPP            NO PP                  12                              0                          ALT1
   16292066           Single Family            1             W            4      8       NOPP            NO PP                   6                              0                          ALT1
   16710949             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16710985            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16539918           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16348970           Single Family            1             U           55      5       NOPP            NO PP                  60                              0                          ADN1
   16567293           Single Family            1             N           58      2       OWN              HARD                  60                              12                         WALN
   16571296             Townhouse              1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16574694           Single Family            1             N           58      2       OWN              HARD                  60                              12                         WALN
   16593701           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16594467                PUD                 1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16649293                PUD                 1             N           50     10       NOPP            NO PP                  60                              0                          ALT1
   16649299                PUD                 1             N           18      6       NOPP            NO PP                  24                              0                          ALT1
   16649301           Single Family            1             N           55      5       NOPP            NO PP                  60                              0                          ALT1
   16649303           Single Family            1             N           31      5       NOPP            NO PP                  36                              0                          ALT1
   16649307           Single Family            1             N           30      6       NOPP            NO PP                  36                              0                          ALT1
   16649312           Single Family            1             N           55      5       NOPP            NO PP                  60                              0                          ALT1
   16649318                PUD                 1             N           79      5       NOPP            NO PP                  84                              0                          ALT1
   16649322           Single Family            1             N           31      5       NOPP            NO PP                  36                              0                          ALT1
   16649324                PUD                 1             N           55      5       NOPP            NO PP                  60                              0                          ALT1
   16649325           Single Family            1             N           79      5       NOPP            NO PP                  84                              0                          ALT1
   16649326           Single Family            1             N           79      5       NOPP            NO PP                  84                              0                          ALT1
   16649328             2-4 Family             2             N           79      5       NOPP            NO PP                  84                              0                          ALT1
   16649331           Single Family            1             W           79      5       NOPP            NO PP                  84                              0                          ALT1
   16649334            Condominium             1             N           79      5       NOPP            NO PP                  84                              0                          ALT1
   16649336                PUD                 1             N           80      4       NOPP            NO PP                  84                              0                          ALT1
   16649337            Condominium             1             N           56      4       NOPP            NO PP                  60                              0                          ALT1
   16649338           Single Family            1             N           56      4       NOPP            NO PP                  60                              0                          ALT1
   16649341           Single Family            1             N           50     10       NOPP            NO PP                  60                              0                          ALT1
   16649342           Single Family            1             N           50     10       NOPP            NO PP                  60                              0                          ALT1
   16649343           Single Family            1             N           50     10       NOPP            NO PP                  60                              0                          ALT1
   16649346           Single Family            1             N           19      5       NOPP            NO PP                  24                              0                          ALT1
   16649309           Single Family            1             W           55      5       NOPP            NO PP                  60                              0                          ALT1
   16339733           Single Family            1             Y           55      5       OWN              HARD                  60                              36                         AFL2
   16339815           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16342038            Condominium             1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16318687             2-4 Family             2             Y           114     6       NOPP            NO PP                  120                             0                          AFL2
   16321474           Single Family            1             Y           53      7       OWN             COMBO                  60                              6                          AFL2
   16321481           Single Family            1             Y           55      5       OWN              SOFT                  60                              0                          AFL2
   16318632           Single Family            1             Y           54      6       OWN              SOFT                  60                              0                          AFL2
   16322996           Single Family            1             Y           55      5       NOPP            NO PP                  60                              0                          AFL2
   16343880           Single Family            1             N           56      4       NOPP            NO PP                  60                              0                          AFL2
   16345837                PUD                 1             Y           55      5       OWN              HARD                  60                              6                          AFL2
   16315011            Condominium             1             Y           54      6       OWN              SOFT                  60                              0                          AFL2
   16315054           Single Family            1             Y           54      6       OWN              SOFT                  60                              0                          AFL2
   16392409            Condominium             1             N           57      3       NOPP            NO PP                  60                              0                          AFL2
   16392468           Single Family            1             Y           57      3       OWN              SOFT                  60                              0                          AFL2
   16392279           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16392292           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          AFL2
   16392302           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16387573           Single Family            1             Y           51      9       NOPP            NO PP                  60                              0                          AFL2
   16388736                PUD                 1             Y           55      5       OWN              HARD                  60                              36                         AFL2
   16388813           Single Family            1             Y           56      4       OWN              SOFT                  60                              0                          AFL2
   16387433            Condominium             1             N           55      5       OWN              SOFT                  60                              0                          AFL2
   16387111                PUD                 1             Y           56      4       NOPP            NO PP                  60                              0                          AFL2
   16384261           Single Family            1             Y           54      6       OWN              SOFT                  60                              0                          AFL2
   16384292            Condominium             1             N           55      5       OWN              SOFT                  60                              0                          AFL2
   16784865           Single Family            1             Y           60      0       NOPP            NO PP                  60                              0                          AFL2
   16718697            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16718712           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16718737           Single Family            1             Y           22      2       NOPP            NO PP                  24                              0                          AFL2
   16718790           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16721882           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16721945           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16723115                PUD                 1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16395666            Condominium             1             Y           33      3       NOPP            NO PP                  36                              0                          AFL2
   16377122            Condominium             1             Y           116     4       NOPP            NO PP                  120                             0                          AFL2
   16713969                PUD                 1             N           35      1       OWN              HARD                  36                              36                         AFL2
   16383989           Single Family            1             Y           55      5       OWN              HARD                  60                              36                         AFL2
   16292055                PUD                 1             U            1      6       NOPP            NO PP                   3                              0                          ALT1
   16292061             2-4 Family             2             U            5      7       OWN              SOFT                  12                              0                          ALT1
   16292138                PUD                 1             U            5      7       NOPP            NO PP                  12                              0                          MALT
   16244546           Single Family            1             W           53      7       OWN              HARD                  60                              36                         ALT1
   16232928           Single Family            1             W           53      7       NOPP            NO PP                  60                              0                          MALT
   16234495                PUD                 1             W           53      7       NOPP            NO PP                  60                              0                          ALT1
   16234618                PUD                 1             W           53      7       OWN              SOFT                  60                              0                          ALT1
   16697600           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16697603                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16697382           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16697394             2-4 Family             3             Y           83      1       OWN              HARD                  84                              36                         AFL2
   16697397             2-4 Family             3             Y           83      1       OWN              SOFT                  84                              0                          AFL2
   16696289           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16694012           Single Family            1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16694035                PUD                 1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16696124            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16696247           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16693884           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16693771           Single Family            1             Y           59      1       OWN             COMBO                  60                              3                          AFL2
   16693773           Single Family            1             Y           35      1       OWN              HARD                  36                              36                         AFL2
   16693799                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16693845           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16693857           Single Family            1             Y           35      1       OWN              HARD                  36                              5                          AFL2
   16693864                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          AFL2
   16693946                PUD                 1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16693995           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16692670           Single Family            1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16693352                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16693372           Single Family            1             N           56      4       NOPP            NO PP                  60                              0                          AFL2
   16693381                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16693409           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16693413                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16693443                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16693444           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16693467                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          AFL2
   16693471           Single Family            1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16693485           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16693689            Condominium             1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16693697                PUD                 1             Y           83      1       NOPP            NO PP                  84                              0                          AFL2
   16693533           Single Family            1             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16693545                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16693549            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16692553             2-4 Family             2             Y           35      1       OWN              SOFT                  36                              0                          AFL2
   16692238             2-4 Family             2             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16692262             2-4 Family             3             N           83      1       NOPP            NO PP                  84                              0                          AFL2
   16692393             Townhouse              1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16688464           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16688496           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16692076                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16692446             2-4 Family             3             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16692163           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16686050                PUD                 1             Y           54      6       NOPP            NO PP                  60                              0                          AFL2
   16686071            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16688066           Single Family            1             N           57      3       OWN              SOFT                  60                              0                          AFL2
   16688164           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16686118           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16686122           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16686127            Condominium             1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16686132             2-4 Family             3             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16686145                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16686175                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16686225            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16688282           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16688032            Condominium             1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16685712           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16685724           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16685749           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16685853           Single Family            1             Y           58      2       OWN              HARD                  60                              36                         AFL2
   16685900           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684582           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16684627             2-4 Family             3             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16686005             2-4 Family             2             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16684640             Townhouse              1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16684695           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16684725           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16684790           Single Family            1             Y           59      1       OWN              HARD                  60                              36                         AFL2
   16681945           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16681946             Townhouse              1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16681957                PUD                 1             N           83      1       NOPP            NO PP                  84                              0                          AFL2
   16684122                PUD                 1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16684152           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16684071                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684078            Condominium             1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16684082                PUD                 1             Y           58      2       OWN             COMBO                  60                              12                         AFL2
   16680441           Single Family            1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16680462           Single Family            1             Y           59      1       OWN             COMBO                  60                              12                         AFL2
   16680501                PUD                 1             N           56      4       NOPP            NO PP                  60                              0                          AFL2
   16681402           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16681425            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16680549           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16680555            Condominium             1             N           59      1       OWN              HARD                  60                              6                          AFL2
   16681441           Single Family            1             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16681500            Condominium             1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16681558           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16681615           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16680617           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16680633           Single Family            1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16680641           Single Family            1             Y           59      1       OWN              HARD                  60                              30                         AFL2
   16680659            Condominium             1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16680695                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16681707           Single Family            1             Y           59      1       OWN              HARD                  60                              12                         AFL2
   16681708                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          AFL2
   16681756           Single Family            1             Y           35      1       NOPP            NO PP                  36                              0                          AFL2
   16681777           Single Family            1             Y           59      1       OWN              HARD                  60                              6                          AFL2
   16681783            Condominium             1             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16681801           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16681840                PUD                 1             Y           58      2       OWN              SOFT                  60                              0                          AFL2
   16681253           Single Family            1             Y           56      4       OWN              HARD                  60                              36                         AFL2
   16661832           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16680255           Single Family            1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16661876                PUD                 1             N           59      1       OWN              HARD                  60                              12                         WALN
   16661900           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16680085           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16663668           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16680150           Single Family            1             Y           59      1       OWN              SOFT                  60                              0                          AFL2
   16680195                PUD                 1             Y           59      1       NOPP            NO PP                  60                              0                          AFL2
   16680360             2-4 Family             2             Y           59      1       OWN             COMBO                  60                              6                          AFL2
   16661945           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16663548                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16663568             Townhouse              1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16665312                PUD                 1             N           83      1       OWN             COMBO                  84                              12                         WALN
   16663575           Single Family            1             N           24      0       NOPP            NO PP                  24                              0                          WALN
   16666672            Condominium             1             N           59      1       OWN              SOFT                  60                              0                          WALN
   16653464           Single Family            1             N           83      1       OWN             COMBO                  84                              12                         WALN
   16653686           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16649609           Single Family            1             N           23      1       OWN             COMBO                  24                              12                         WALN
   16649628            Condominium             1             N           84      0       OWN             COMBO                  84                              12                         WALN
   16643503                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16649644                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16649684                PUD                 1             N           59      1       OWN              HARD                  60                              12                         WALN
   16645839           Single Family            1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16645842             Townhouse              1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16650971           Single Family            1             N           59      1       OWN              HARD                  60                              4                          WALN
   16650871           Single Family            1             N           59      1       OWN              HARD                  60                              4                          WALN
   16651025           Single Family            1             N           59      1       OWN              HARD                  60                              12                         WALN
   16653574                PUD                 1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16648172           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16648184            Condominium             1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16648232                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16648237           Single Family            1             N           59      1       OWN              HARD                  60                              4                          WALN
   16648122           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16628532           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16628609            Condominium             1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16640480           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16631164           Single Family            1             N           58      2       OWN              SOFT                  60                              0                          WALN
   16631181                PUD                 1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16640504                PUD                 1             N           59      1       OWN              HARD                  60                              4                          WALN
   16640520                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16631269                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16631278                PUD                 1             Y           58      2       NOPP            NO PP                  60                              0                          WALN
   16631280           Single Family            1             N           58      2       OWN              HARD                  60                              4                          WALN
   16630993                PUD                 1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16631283                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16643390           Single Family            1             Y           58      2       NOPP            NO PP                  60                              0                          WALN
   16633682           Single Family            1             N           58      2       OWN              HARD                  60                              12                         WALN
   16634093            Condominium             1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16638028            Condominium             1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16638037           Single Family            1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16612574           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16615799           Single Family            1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16615894           Single Family            1             N           58      2       OWN              HARD                  60                              12                         WALN
   16615732            Condominium             1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16612471                PUD                 1             N           119     1       NOPP            NO PP                  120                             0                          WALN
   16611059           Single Family            1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16611009           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16605538           Single Family            1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16605540            Condominium             1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16605566                PUD                 1             N           58      2       NOPP            NO PP                  60                              0                          WALN
   16600678           Single Family            1             N           59      1       OWN              HARD                  60                              12                         WALN
   16603664           Single Family            1             N           58      2       OWN             COMBO                  60                              12                         WALN
   16603679                PUD                 1             Y           58      2       OWN              HARD                  60                              12                         WALN
   16596042            Condominium             1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16596995                PUD                 1             N           59      1       OWN             COMBO                  60                              12                         WALN
   16597082           Single Family            1             N           59      1       NOPP            NO PP                  60                              0                          WALN
   16594485                PUD                 1             N           82      2       OWN              HARD                  84                              12                         WALN
   16594356           Single Family            1             N           35      1       OWN             COMBO                  36                              12                         WALN
   16594486                PUD                 1             N           82      2       OWN              HARD                  84                              12                         WALN
   14178452           Single Family            1             U            5     61       NOPP            NO PP                  60                              0                          CALA
   13973243           Single Family            1             U           12     48       NOPP            NO PP                  12                              0                          CALA
   14003252           Single Family            1             U           16     68       NOPP            NO PP                  84                              0                          CALA
   13973190           Single Family            1             U            7     53       NOPP            NO PP                  24                              0                          CALA
   13982228           Single Family            1             N            5     67       NOPP            NO PP                  60                              0                          CALA
   13982156           Single Family            1             N            4     80       NOPP            NO PP                  60                              0                          CALA
   13973237           Single Family            1             U            7     53       NOPP            NO PP                  12                              0                          CALA
   13982099           Single Family            1             Y            9     75       NOPP            NO PP                  60                              0                          CALA
   13973132           Single Family            1             U            6     54       NOPP            NO PP                  24                              0                          CALA
   13973231           Single Family            1             U           10     50       NOPP            NO PP                  12                              0                          CALA
   13982034           Single Family            1             N            7     77       NOPP            NO PP                  60                              0                          CALA
   13973133         Manufactured Home          1             U            2     46       NOPP            NO PP                  12                              0                          CALA
   13973134           Single Family            1             U           10     50       NOPP            NO PP                  24                              0                          CALA
   13973206           Single Family            1             U            6     54       NOPP            NO PP                  12                              0                          CALA
   14184104            Condominium             1             N            4     38       NOPP            NO PP                  24                              0                          CADQ
   14145633           Single Family            1             N           54     66       NOPP            NO PP                  120                             0                          CALA
   14160784           Single Family            1             U            3     45       NOPP            NO PP                   6                              0                          CALA
   13982148           Single Family            1             N            4     86       NOPP            NO PP                  60                              0                          CALA
   13907876                PUD                 1             Y           15     45       OWN             check                  60                              0                          CALA
   14178626                PUD                 1             U            4     38       NOPP            NO PP                  24                              0                          CALA
   14159594           Single Family            1             U            4     56       NOPP            NO PP                  60                              0                          CALA
   14178468            Condominium             1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14178469           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14152330           Single Family            1             C           10     62       NOPP            NO PP                  60                              0                          CALA
   14152332           Single Family            1             U            7     65       NOPP            NO PP                  36                              0                          CALA
   14009611           Single Family            1             U            7     65       NOPP            NO PP                  60                              0                          CALA
   14152339           Single Family            1             Y            9     63       NOPP            NO PP                  60                              0                          CALA
   14178475           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14152506           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14155018                PUD                 1             U           12     48       NOPP            NO PP                  60                              0                          CALA
   14152346           Single Family            1             U           11     61       NOPP            NO PP                  36                              0                          CALA
   14188601             2-4 Family             2             U            4     38       OWN              SOFT                   6                              0                          CALA
   14188602                PUD                 1             U            3     39       OWN              SOFT                   6                              0                          CALA
   14188606           Single Family            1             U            3     39       NOPP            NO PP                   6                              0                          CALA
   14188607                PUD                 1             U            2     40       OWN              SOFT                  36                              0                          CALA
   16399630           Single Family            1             U            1     47       OWN             check                  36                              0                          CALA
   16399632           Single Family            1             U           16     44       NOPP            NO PP                  60                              0                          CALA
   14152517           Single Family            1             U            9     63       NOPP            NO PP                  60                              0                          CALA
   14152356           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14188611           Single Family            1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14188616            Condominium             1             U            3     39       OWN              SOFT                  36                              0                          CALA
   14178654            Condominium             1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14178493           Single Family            1             U            7     65       NOPP            NO PP                  60                              0                          CALA
   14178494           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14178656           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14178496            Condominium             1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14178658           Single Family            1             U            4     38       OWN             check                  24                              0                          CALA
   14178497           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   13975965           Single Family            1             C            1     41      NO_OWN           check                  24                              0                          CALA
   14152360           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14152365           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14152367           Single Family            1             U            9     63       NOPP            NO PP                  36                              0                          CALA
   14152529            Condominium             1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14152369           Single Family            1             U            9     63       NOPP            NO PP                  36                              0                          CALA
   14188623            Condominium             1             Y            4     38       NOPP            NO PP                   6                              0                          CALA
   14188624           Single Family            1             U            3     39       NOPP            NO PP                  36                              0                          CALA
   14178663           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14178664                PUD                 1             U            4     38       OWN             check                  24                              0                          CALA
   14178669            Condominium             1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14152533           Single Family            1             C           10     62       NOPP            NO PP                  60                              0                          CALA
   14145082           Single Family            1             N           18     66       NOPP            NO PP                  84                              0                          CALA
   14188630           Single Family            1             U            1     39       NOPP            NO PP                   1                              0                          CALA
   14188631           Single Family            1             U            3     39       NOPP            NO PP                   6                              0                          CALA
   16396904                PUD                 1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   16396905             2-4 Family             2             Y           18     42       NOPP            NO PP                  60                              0                          CALA
   16396906             2-4 Family             3             N           18     42       NOPP            NO PP                  60                              0                          CALA
   16396908           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   14178279           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14183787             2-4 Family             2             N            5     37       OWN             check                  24                              0                          CALA
   13968456           Single Family            1             N            6     42       OWN             check                  24                              0                          CALA
   14152307           Single Family            1             Y            9     63       NOPP            NO PP                  36                              0                          CALA
   14178284           Single Family            1             U            9     63       NOPP            NO PP                  60                              0                          CALA
   13968462             2-4 Family             2             Y            6     42       NOPP            NO PP                  24                              0                          CALA
   14162111                PUD                 1             U           10     50       NOPP            NO PP                  60                              0                          CALA
   14183930           Single Family            1             N            3     39       OWN             check                  24                              0                          CALA
   14183770             2-4 Family             2             N            2     40       NOPP            NO PP                  36                              0                          CALA
   14178426           Single Family            1             U           12     60       NOPP            NO PP                  60                              0                          CALA
   16396900            Condominium             1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   16396901           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   16396902           Single Family            1             Y           18     42       NOPP            NO PP                  60                              0                          CALA
   14183937           Single Family            1             N            5     43       OWN             check                  24                              0                          CALA
   14184228           Single Family            1             N            4     38       OWN             check                  36                              0                          CALA
   14161791                PUD                 1             U            4     44       NOPP            NO PP                   6                              0                          CALA
   14161794           Single Family            1             U            4     44       NOPP            NO PP                   6                              0                          CALA
   14161798           Single Family            1             U            4     44       NOPP            NO PP                   6                              0                          CALA
   13982269           Single Family            1             N            7     77       NOPP            NO PP                  60                              0                          CALA
   13907995             2-4 Family             4             Y           15     45       NOPP            NO PP                  60                              0                          CALA
   14156450                PUD                 1             U            4     44       NOPP            NO PP                   6                              0                          CALA
   14184242             2-4 Family             2             N            3     39       NOPP            NO PP                  24                              0                          CALA
   14156460             2-4 Family             3             U            6     42       OWN              SOFT                   6                              0                          CALA
   14183515           Single Family            1             N            2     40       NOPP            NO PP                  24                              0                          CALA
   14145932             2-4 Family             3             N            6     66       NOPP            NO PP                  60                              0                          CALA
   14184089           Single Family            1             N            4     38       NOPP            NO PP                  36                              0                          CALA
   13976045            Condominium             1             U            6     42       NOPP            NO PP                  24                              0                          CALA
   14104183           Single Family            1             U           20     40       NOPP            NO PP                  60                              0                          CALA
   16402859           Single Family            1             C           12     48       OWN              HARD                  60                              36                         CALA
   16402860           Single Family            1             U           15     45       OWN             check                  60                              0                          CALA
   16402861           Single Family            1             U           17     43       NOPP            NO PP                  60                              0                          CALA
   16402863            Condominium             1             U           10     50       NOPP            NO PP                  60                              0                          CALA
   16402864           Single Family            1             U            2     46       NOPP            NO PP                  12                              0                          CALA
   16402865           Single Family            1             U           15     45       NOPP            NO PP                  60                              0                          CALA
   16402867           Single Family            1             U            1     62       NOPP            NO PP                   1                              0                          CALA
   13968055                PUD                 1             N            1     41       OWN             check                  36                              0                          CALA
   14183551           Single Family            1             N            3     39       NOPP            NO PP                  36                              0                          CALA
   14183715             2-4 Family             3             N            4     38       NOPP            NO PP                  36                              0                          CALA
   14183561           Single Family            1             N            4     38       NOPP            NO PP                  36                              0                          CALA
   14183562           Single Family            1             N            4     38       NOPP            NO PP                  24                              0                          CALA
   13968076           Single Family            1             N            1     41       NOPP            NO PP                  24                              0                          CALA
   13968095           Single Family            1             Y            1     41       NOPP            NO PP                  24                              0                          CALA
   16397615           Single Family            1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   16397616           Single Family            1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   16397617           Single Family            1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   16397618                PUD                 1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   16397619                PUD                 1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   14178415           Single Family            1             U           23     61       NOPP            NO PP                  84                              0                          CALA
   14178417           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   16397620                PUD                 1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   14178419           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   16397622           Single Family            1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   13968432                PUD                 1             N            1     41       NOPP            NO PP                   6                              0                          CALA
   16397624           Single Family            1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   16397625                PUD                 1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   16397626                PUD                 1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   16397627           Single Family            1             U            3     105      NOPP            NO PP                  60                              0                          CALA
   16397628           Single Family            1             U            3     105      NOPP            NO PP                  60                              0                          CALA
   14059159                PUD                 1             U            1     41       NOPP            NO PP                   6                              0                          CALA
   13982093           Single Family            1             N            7     65       NOPP            NO PP                  60                              0                          CALA
   14156428           Single Family            1             U            5     43       OWN              SOFT                   6                              0                          CALA
   14059148           Single Family            1             U            1     41       NOPP            NO PP                   6                              0                          CALA
   14003292           Single Family            1             U            5     67       NOPP            NO PP                  60                              0                          CALA
   14185104            Condominium             1             U            4     38       OWN             check                   6                              0                          CALA
   14145907           Single Family            1             N           17     67       NOPP            NO PP                  84                              0                          CALA
   14156439           Single Family            1             Y            6     42       NOPP            NO PP                   6                              0                          CALA
   14059140              Unknown               1             U            1     41       NOPP            NO PP                   6                              0                          CALA
   14003289           Single Family            1             U            1     65       NOPP            NO PP                  60                              0                          CALA
   13982241           Single Family            1             N           11     73       NOPP            NO PP                  60                              0                          CALA
   14195329           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14195332           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195333            Condominium             1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14195336           Single Family            1             U           15     45       NOPP            NO PP                  60                              0                          CALA
   14195337           Single Family            1             U           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14195338                PUD                 1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14243665           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14243669            Condominium             1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14243691           Single Family            1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14243696           Single Family            1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14243699             2-4 Family             2             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14259418           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14259424            Condominium             1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14259425           Single Family            1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14259428           Single Family            1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14259430           Single Family            1             U           25     35       NOPP            NO PP                  60                              0                          CALA
   14259431                PUD                 1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14259435           Single Family            1             U           25     35      NO_OWN            SOFT                  60                              0                          CALA
   14259436                PUD                 1             U            6     36       NOPP            NO PP                  36                              0                          CALA
   14259438             2-4 Family             2             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14259440           Single Family            1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14259446             2-4 Family             4             U            5     37       NOPP            NO PP                  36                              0                          CALA
   14259447                PUD                 1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14259450           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14259455                PUD                 1             U            1     35       NOPP            NO PP                  36                              0                          CALA
   14259456           Single Family            1             Y           24     36      NO_OWN           COMBO                  60                              6                          CALA
   14259457             2-4 Family             2             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14259460           Single Family            1             U            1     35       NOPP            NO PP                  36                              0                          CALA
   14259462           Single Family            1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14259465           Single Family            1             U            6     36       NOPP            NO PP                  36                              0                          CALA
   14259467           Single Family            1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14259471                PUD                 1             U            6     36       NOPP            NO PP                  36                              0                          CALA
   14259486           Single Family            1             U            1     35      NO_OWN            SOFT                  36                              0                          CALA
   14016378            Condominium             1             U           45     39       NOPP            NO PP                  84                              0                          CALA
   14020022            Condominium             1             U           21     39       NOPP            NO PP                  60                              0                          CALA
   14028985           Single Family            1             U           46     38      NO_OWN            SOFT                  84                              0                          CALA
   14048695           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14048696           Single Family            1             U           21     39       NOPP            NO PP                  60                              0                          CALA
   14048697           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14015377           Single Family            1             U           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14015810           Single Family            1             Y           21     39      NO_OWN           COMBO                  60                              6                          CALA
   14015813           Single Family            1             U           45     39      NO_OWN            SOFT                  84                              0                          CALA
   14015915           Single Family            1             N           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14016374             2-4 Family             2             U            3     39      NO_OWN            SOFT                  36                              0                          CALA
   14016375                PUD                 1             U           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14005061            Condominium             1             N           21     39       OWN              SOFT                  60                              0                          CALA
   14005100           Single Family            1             N           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14009544                PUD                 1             U           21     39       NOPP            NO PP                  60                              0                          CALA
   14009545           Single Family            1             U           45     39       NOPP            NO PP                  84                              0                          CALA
   14015375           Single Family            1             U           21     39      NO_OWN           check                  60                              0                          CALA
   13989087            Condominium             1             U           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13989090                PUD                 1             U            2     40      NO_OWN            SOFT                  36                              0                          CALA
   13989096           Single Family            1             U           20     40      NO_OWN           check                  60                              0                          CALA
   13989133            Condominium             1             U           20     40       NOPP            NO PP                  60                              0                          CALA
   13992728                PUD                 1             N           21     39       NOPP            NO PP                  60                              0                          CALA
   13993515           Single Family            1             U            3     39      NO_OWN           check                  36                              0                          CALA
   14000693           Single Family            1             U            2     40       NOPP            NO PP                  36                              0                          CALA
   14000912                PUD                 1             N           21     39       NOPP            NO PP                  60                              0                          CALA
   14000925           Single Family            1             Y           20     40      NO_OWN            HARD                  60                              60                         CALA
   14000947           Single Family            1             N           21     39       NOPP            NO PP                  60                              0                          CALA
   14001217             2-4 Family             4             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14001475           Single Family            1             N            6     42      NO_OWN            SOFT                  36                              0                          CALA
   14002743             2-4 Family             2             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   14002744           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14002792           Single Family            1             U           21     39       NOPP            NO PP                  60                              0                          CALA
   14002795           Single Family            1             U            3     39       NOPP            NO PP                  36                              0                          CALA
   14002797                PUD                 1             Y           45     39      NO_OWN           COMBO                  84                              6                          CALA
   14003210           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   14003211           Single Family            1             Y           20     40      NO_OWN            HARD                  60                              36                         CALA
   14005060           Single Family            1             N           21     39       NOPP            NO PP                  60                              0                          CALA
   14194837           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14195065           Single Family            1             U           23     37      NO_OWN           check                  60                              0                          CALA
   14259458           Single Family            1             U            6     36       NOPP            NO PP                  36                              0                          CALA
   14259470                PUD                 1             U           24     36       NOPP            NO PP                  60                              0                          CALA
   14003253           Single Family            1             U           19     65       NOPP            NO PP                  84                              0                          CALA
   14003255           Single Family            1             U           18     66       NOPP            NO PP                  84                              0                          CALA
   14003279           Single Family            1             U            4     68       NOPP            NO PP                  60                              0                          CALA
   14003294           Single Family            1             U            4     68       NOPP            NO PP                  60                              0                          CALA
   14003306           Single Family            1             U           19     65       NOPP            NO PP                  84                              0                          CALA
   14003382           Single Family            1             C            7     65       NOPP            NO PP                  36                              0                          CALA
   14195300           Single Family            1             U           23     37      NO_OWN           check                  60                              0                          CALA
   14195304           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195306           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14195312           Single Family            1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14195314           Single Family            1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14195322           Single Family            1             U           20     40      NO_OWN            SOFT                  60                              0                          CALA
   14195326           Single Family            1             U           21     39      NO_OWN           check                  60                              0                          CALA
   14195327            Condominium             1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   13987574           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CADQ
   13987610            Condominium             1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13987615             2-4 Family             4             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13987624            Condominium             1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13987636           Single Family            1             U           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13987789                PUD                 1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13987798           Single Family            1             N            2     40      NO_OWN            SOFT                  36                              0                          CALA
   13988255            Condominium             1             U           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13988879           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13988908           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   14016093           Single Family            1             N            3     39       OWN              SOFT                  24                              0                          CALA
   13959979            Condominium             1             N            1     42       NOPP            NO PP                   1                              0                          CALA
   14177823           Single Family            1             U            4     38       OWN             check                  24                              0                          CALA
   14195164             2-4 Family             2             U            1     39       NOPP            NO PP                   1                              0                          CALA
   14194994           Single Family            1             U            1     37       NOPP            NO PP                   1                              0                          CALA
   13988900             2-4 Family             3             N            3     39       NOPP            NO PP                   6                              0                          CALA
   13954981            Condominium             1             N            1     42       NOPP            NO PP                   1                              0                          CALA
   13987857            Condominium             1             N            1     40       NOPP            NO PP                   1                              0                          CALA
   13892300            Condominium             1             N            1     45       NOPP            NO PP                   1                              0                          CALA
   13975800           Single Family            1             Y            1     41       NOPP            NO PP                  24                              0                          CALA
   13983662           Single Family            1             N            1     41       OWN              SOFT                   1                              0                          CALA
   13988914           Single Family            1             N            3     39       OWN              SOFT                   6                              0                          CALA
   13902149             2-4 Family             2             N            1     44       NOPP            NO PP                   1                              0                          CALA
   13973319           Single Family            1             N            1     41       NOPP            NO PP                   1                              0                          CALA
   14195196                PUD                 1             U            6     42       OWN             check                  24                              0                          CALA
   13884138           Single Family            1             Y            2     46       OWN             check                  24                              0                          CALA
   13906986           Single Family            1             N            2     46       NOPP            NO PP                   6                              0                          CALA
   13973320                PUD                 1             N            1     41       NOPP            NO PP                   6                              0                          CALA
   13942562           Single Family            1             N            1     43       NOPP            NO PP                   1                              0                          CALA
   13907571            Condominium             1             Y            2     46       OWN             check                  24                              0                          CALA
   13968865             2-4 Family             2             N            3     39       NOPP            NO PP                  24                              0                          CALA
   14195067                PUD                 1             U            4     38       OWN             check                   6                              0                          CALA
   14195119             2-4 Family             4             U            1     38       NOPP            NO PP                   1                              0                          CALA
   13970084           Single Family            1             N            1     40       OWN              SOFT                   1                              0                          CALA
   13929655           Single Family            1             N            1     43       NOPP            NO PP                   1                              0                          CALA
   13945142            Condominium             1             N            1     42       OWN              SOFT                   1                              0                          CALA
   13945144             2-4 Family             2             N            1     42       NOPP            NO PP                   1                              0                          CALA
   14194870           Single Family            1             U            1     39       NOPP            NO PP                   1                              0                          CALA
   13987620           Single Family            1             N            1     41       NOPP            NO PP                   1                              0                          CALA
   14195110            Condominium             1             U            1     39       NOPP            NO PP                   1                              0                          CALA
   14005865                PUD                 1             N            3     39       NOPP            NO PP                   6                              0                          CALA
   13966207             2-4 Family             3             U            1     41       OWN             check                  24                              0                          CALA
   13948789            Condominium             1             N            1     42       NOPP            NO PP                   1                              0                          CALA
   13909925                PUD                 1             N            5     43       OWN              SOFT                  36                              0                          CALA
   13905493           Single Family            1             N            4     44       OWN              SOFT                  24                              0                          CALA
   13963474           Single Family            1             N            1     41       OWN              SOFT                  24                              0                          CALA
   14005421           Single Family            1             N            1     40       NOPP            NO PP                   1                              0                          CALA
   13892299             2-4 Family             3             N            1     45       OWN              SOFT                   1                              0                          CALA
   13970070           Single Family            1             N            1     41       NOPP            NO PP                   1                              0                          CALA
   13970071            Condominium             1             N            1     41       NOPP            NO PP                   1                              0                          CALA
   13970073                PUD                 1             N            1     41       NOPP            NO PP                   1                              0                          CALA
   14195109           Single Family            1             U            1     39       NOPP            NO PP                   1                              0                          CALA
   13985155           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13985171           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13985173           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13985226           Single Family            1             Y           20     40       NOPP            NO PP                  60                              0                          CALA
   13985227           Single Family            1             U           20     40       NOPP            NO PP                  60                              0                          CALA
   13982843           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13983701           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13985110           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13985153             2-4 Family             4             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13978431           Single Family            1             N           20     40       OWN              SOFT                  60                              0                          CALA
   13978462            Condominium             1             N           21     39       NOPP            NO PP                  60                              0                          CALA
   13982813           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13982827            Condominium             1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13982830           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   14160768                PUD                 1             U            5     43       NOPP            NO PP                   6                              0                          CALA
   14188681           Single Family            1             U            1     44       OWN              SOFT                   1                              0                          CALA
   14188682           Single Family            1             U            1     39       NOPP            NO PP                   1                              0                          CALA
   14188686           Single Family            1             U            1     40       OWN              SOFT                   1                              0                          CALA
   14003334                PUD                 1             U           54     66       NOPP            NO PP                  120                             0                          CALA
   14145620           Single Family            1             C           16     68       NOPP            NO PP                  84                              0                          CALA
   14145621           Single Family            1             N           16     68       NOPP            NO PP                  84                              0                          CALA
   14152592           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14152756           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14160776           Single Family            1             U            5     43       NOPP            NO PP                   6                              0                          CALA
   14152597           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14152598           Single Family            1             U           10     62       NOPP            NO PP                  36                              0                          CALA
   14188695           Single Family            1             U            3     39       OWN              SOFT                   6                              0                          CALA
   14188645                PUD                 1             U            4     38       OWN              SOFT                   6                              0                          CALA
   14178682                PUD                 1             U            4     38       OWN              SOFT                  24                              0                          CALA
   14188647           Single Family            1             U            1     38       NOPP            NO PP                   1                              0                          CALA
   14178684           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14145426           Single Family            1             N            5     67       NOPP            NO PP                  60                              0                          CALA
   14152718           Single Family            1             U            8     64       NOPP            NO PP                  36                              0                          CALA
   14152394                PUD                 1             U            8     64       NOPP            NO PP                  36                              0                          CALA
   14188653           Single Family            1             U            3     39       NOPP            NO PP                  36                              0                          CALA
   14188655           Single Family            1             U            1     38       NOPP            NO PP                   1                              0                          CALA
   14188656                PUD                 1             U            3     39       OWN              SOFT                   6                              0                          CALA
   14003304           Single Family            1             U           18     66       NOPP            NO PP                  84                              0                          CALA
   14152722           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14145278           Single Family            1             N           17     67       NOPP            NO PP                  84                              0                          CALA
   13907834           Single Family            1             Y           16     44       OWN              SOFT                  60                              0                          CALA
   14188665             Townhouse              1             U            4     38       OWN              SOFT                   6                              0                          CALA
   14003317           Single Family            1             U           19     65       NOPP            NO PP                  84                              0                          CALA
   14161801            Condominium             1             U            4     44       NOPP            NO PP                   6                              0                          CALA
   14161806           Single Family            1             U            5     43       OWN              SOFT                   6                              0                          CALA
   14145284           Single Family            1             N           17     67       NOPP            NO PP                  84                              0                          CALA
   14152737           Single Family            1             U            9     63       NOPP            NO PP                  36                              0                          CALA
   13907842            Condominium             1             Y           15     45       OWN              SOFT                  60                              0                          CALA
   14188678           Single Family            1             U            1     40       OWN              SOFT                   1                              0                          CALA
   14003328                PUD                 1             U           54     66       NOPP            NO PP                  120                             0                          CALA
   14152743           Single Family            1             U            9     63       NOPP            NO PP                  36                              0                          CALA
   14152744            Condominium             1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   13907804           Single Family            1             N           15     45       NOPP            NO PP                  60                              0                          CALA
   14188632           Single Family            1             U            4     38       OWN              SOFT                  36                              0                          CALA
   14188635           Single Family            1             U            2     40       NOPP            NO PP                  36                              0                          CALA
   14188637            Condominium             1             U            4     38       NOPP            NO PP                   6                              0                          CALA
   14188638                PUD                 1             U            3     39       NOPP            NO PP                   6                              0                          CALA
   14152542           Single Family            1             U            9     63       NOPP            NO PP                  60                              0                          CALA
   14152543           Single Family            1             U           10     62       NOPP            NO PP                  36                              0                          CALA
   14152383                PUD                 1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14188640                PUD                 1             U            3     39       OWN              SOFT                  36                              0                          CALA
   14188642           Single Family            1             U            1     40       OWN              SOFT                   1                              0                          CALA
   13976722           Single Family            1             N            2     40      NO_OWN            SOFT                  36                              0                          CALA
   13976734                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13976741           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13976757           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13977450           Single Family            1             U           20     40       NOPP            NO PP                  60                              0                          CALA
   13975891                PUD                 1             N           21     39       NOPP            NO PP                  60                              0                          CALA
   13976665             2-4 Family             4             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13976670           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13976682           Single Family            1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13975395           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13975767                PUD                 1             U           20     40       NOPP            NO PP                  60                              0                          CALA
   13975797           Single Family            1             Y           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13975871             2-4 Family             4             Y           20     40       OWN              SOFT                  60                              0                          CALA
   13975888           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13975353           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13975377           Single Family            1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13975378           Single Family            1             Y           21     39       NOPP            NO PP                  60                              0                          CALA
   13975382           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13970064            Condominium             1             Y           20     40      NO_OWN           COMBO                  60                              6                          CALA
   13970066           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13973667           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13965778                PUD                 1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13966074                PUD                 1             U           19     41       NOPP            NO PP                  60                              0                          CALA
   13966141            Condominium             1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13966146           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13966157           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13966172                PUD                 1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13966173            Condominium             1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13966205                PUD                 1             U           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13966206           Single Family            1             U           19     41      NO_OWN           check                  60                              0                          CALA
   13966213           Single Family            1             U           19     41      NO_OWN           check                  60                              0                          CALA
   13966301           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13966342            Condominium             1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13966358                PUD                 1             Y           20     40      NO_OWN           COMBO                  60                              12                         CALA
   13966477            Condominium             1             N           21     39       NOPP            NO PP                  60                              0                          CALA
   13966508            Condominium             1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13966799           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13966805           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13966835           Single Family            1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13966846            Condominium             1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13968780           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13968791                PUD                 1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13968824           Single Family            1             N           80     40       NOPP            NO PP                  120                             0                          CALA
   13968830           Single Family            1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13968847                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13968867                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13969049           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13969062           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13969072            Condominium             1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13969076                PUD                 1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13969086            Condominium             1             N           21     39       NOPP            NO PP                  60                              0                          CALA
   13969124           Single Family            1             Y           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13969134           Single Family            1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13969405           Single Family            1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13969408                PUD                 1             N           20     40       OWN              SOFT                  60                              0                          CALA
   13969439            Condominium             1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13959986           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13960877           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13960878           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13960902           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13960924           Single Family            1             N           21     39      NO_OWN            SOFT                  60                              0                          CALA
   13960963           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13960966                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13963476           Single Family            1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13963480           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13963489             2-4 Family             2             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13963500           Single Family            1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13964969                PUD                 1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13964985           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13964992                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13965748            Condominium             1             Y           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13957440                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13957463           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13959774           Single Family            1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13959783           Single Family            1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13959786           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13959931                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13959958                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13959971                PUD                 1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13959976           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13939746           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13940961           Single Family            1             N           18     42       OWN              SOFT                  60                              0                          CALA
   13941012           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13941201                PUD                 1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   13942540           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   13942559           Single Family            1             N            6     42      NO_OWN            SOFT                  36                              0                          CALA
   13942950           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13942968           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   13943918           Single Family            1             Y           18     42      NO_OWN           COMBO                  60                              12                         CALA
   13943965           Single Family            1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13944177           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13944181           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13944184           Single Family            1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13944189             2-4 Family             3             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13944191           Single Family            1             N           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13945148           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13945156           Single Family            1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13945182           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   14048698           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14079981           Single Family            1             Y           22     38      NO_OWN           COMBO                  60                              6                          CALA
   14079982                PUD                 1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14083313           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14194839           Single Family            1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14194873           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14194878                PUD                 1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14194879                PUD                 1             U           23     37      NO_OWN           check                  60                              0                          CALA
   14194880            Condominium             1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14194885           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14194893           Single Family            1             U           21     39      NO_OWN           check                  60                              0                          CALA
   14194903           Single Family            1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14194907            Condominium             1             U           23     37      NO_OWN           check                  60                              0                          CALA
   14194911           Single Family            1             U           39     45       NOPP            NO PP                  84                              0                          CALA
   14194912            Condominium             1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14194913           Single Family            1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14194924           Single Family            1             U            3     39      NO_OWN           check                  36                              0                          CALA
   14194926           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14194927            Condominium             1             U           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14194929           Single Family            1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14194930                PUD                 1             U           23     37      NO_OWN           check                  60                              0                          CALA
   14194937             2-4 Family             4             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14194938           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14194939           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14194940            Condominium             1             U           22     38      NO_OWN           check                  60                              0                          CALA
   14194942             2-4 Family             4             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14194944           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14194946           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14194947           Single Family            1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14194960           Single Family            1             U           22     38      NO_OWN           check                  60                              0                          CALA
   14194964           Single Family            1             U           18     42      NO_OWN           check                  60                              0                          CALA
   14194965            Condominium             1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14194976                PUD                 1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14194984           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14194995                PUD                 1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14194996           Single Family            1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14194999                PUD                 1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195003            Condominium             1             Y           23     37      NO_OWN           COMBO                  60                              12                         CALA
   14195004                PUD                 1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14195018           Single Family            1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14195021           Single Family            1             Y           22     38      NO_OWN           COMBO                  60                              12                         CALA
   14195023           Single Family            1             Y           23     37      NO_OWN           COMBO                  60                              12                         CALA
   14195030           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195032           Single Family            1             U           20     40       NOPP            NO PP                  60                              0                          CALA
   14195037           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195050           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195052           Single Family            1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14195058           Single Family            1             U           23     37      NO_OWN           check                  60                              0                          CALA
   14195071           Single Family            1             U           23     37      NO_OWN           check                  60                              0                          CALA
   14195073           Single Family            1             Y            4     38      NO_OWN           COMBO                  36                              12                         CALA
   14195074                PUD                 1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195077           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195082           Single Family            1             U           20     40      NO_OWN            SOFT                  60                              0                          CALA
   14195096           Single Family            1             Y           23     37      NO_OWN           COMBO                  60                              12                         CALA
   14195097           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195098            Condominium             1             U           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14195099           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195100            Condominium             1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195106           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195107           Single Family            1             Y           22     38      NO_OWN           COMBO                  60                              6                          CALA
   14195123           Single Family            1             U           21     39      NO_OWN           check                  60                              0                          CALA
   14195130           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CADQ
   14195133            Condominium             1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195138           Single Family            1             U           44     40       NOPP            NO PP                  84                              0                          CALA
   14195139                PUD                 1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195143            Condominium             1             U           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14195150           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CADQ
   14195156                PUD                 1             U           20     40       NOPP            NO PP                  60                              0                          CALA
   14195158           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195162           Single Family            1             U            5     37      NO_OWN           check                  36                              0                          CADQ
   14195165           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195167           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14195177           Single Family            1             U            4     38      NO_OWN           check                  36                              0                          CALA
   14195178           Single Family            1             Y           22     38       NOPP            NO PP                  60                              0                          CADQ
   14195180           Single Family            1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14195181                PUD                 1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195183           Single Family            1             U           21     39      NO_OWN           check                  60                              0                          CALA
   14195186           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195187           Single Family            1             U            4     38      NO_OWN           check                  36                              0                          CALA
   14195192           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195194                PUD                 1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195198            Condominium             1             U           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14195199           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195204           Single Family            1             U           44     40       NOPP            NO PP                  84                              0                          CALA
   14195207           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195214           Single Family            1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195215           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14195217                PUD                 1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195223           Single Family            1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14195225            Condominium             1             U           21     39       NOPP            NO PP                  60                              0                          CALA
   14195226           Single Family            1             Y           22     38      NO_OWN            HARD                  60                              60                         CALA
   14195228            Condominium             1             U           21     39      NO_OWN            SOFT                  60                              0                          CALA
   14195229                PUD                 1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195234           Single Family            1             Y           22     38      NO_OWN           COMBO                  60                              6                          CALA
   14195238           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14195244           Single Family            1             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14195248            Condominium             1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195250                PUD                 1             U            2     40       NOPP            NO PP                  36                              0                          CALA
   14195257           Single Family            1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14195258           Single Family            1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14195262           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195265           Single Family            1             U           20     40      NO_OWN            SOFT                  60                              0                          CALA
   14195267            Condominium             1             U           23     37      NO_OWN            SOFT                  60                              0                          CALA
   14195273             Townhouse              1             U           22     38      NO_OWN            SOFT                  60                              0                          CALA
   14195274           Single Family            1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195295                PUD                 1             U           23     37       NOPP            NO PP                  60                              0                          CALA
   14195298           Single Family            1             U           23     37      NO_OWN           check                  60                              0                          CALA
   13918450           Single Family            1             N           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13918921            Condominium             1             N           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13920340           Single Family            1             N           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13920856           Single Family            1             Y           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13920884           Single Family            1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13920894           Single Family            1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13921034           Single Family            1             N            5     43       NOPP            NO PP                  36                              0                          CALA
   13921045           Single Family            1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13921054             2-4 Family             2             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13923149                PUD                 1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13923156           Single Family            1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   13923189            Condominium             1             N           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13924092           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13924093           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13924126                PUD                 1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13924130           Single Family            1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13925186           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CADQ
   13925354            Condominium             1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13925358            Condominium             1             Y           18     42      NO_OWN            HARD                  60                              36                         CALA
   13925377             2-4 Family             3             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13925395           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13925397            Condominium             1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13925631           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13928945           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13929598           Single Family            1             N           42     42       NOPP            NO PP                  84                              0                          CALA
   13929629            Condominium             1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13929663           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13929676           Single Family            1             N            6     42      NO_OWN            SOFT                  36                              0                          CALA
   13930683           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13930760           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13936833           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   13936837           Single Family            1             N           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13936855           Single Family            1             N           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13936870           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13937185           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13937349             2-4 Family             2             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13939705             2-4 Family             2             N           43     41      NO_OWN            SOFT                  84                              0                          CALA
   13939721           Single Family            1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13779148             2-4 Family             3             N            3     45      NO_OWN            SOFT                  36                              0                          CALA
   13779844           Single Family            1             N           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13870382                PUD                 1             N           15     45      NO_OWN            SOFT                  60                              0                          CALA
   13906574           Single Family            1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   13906930           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13907565            Condominium             1             Y           14     46      NO_OWN            SOFT                  60                              0                          CALA
   13907663           Single Family            1             N           17     43      NO_OWN            SOFT                  60                              0                          CALA
   13907680           Single Family            1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   13909928                PUD                 1             N            5     43      NO_OWN            SOFT                  36                              0                          CALA
   13909933                PUD                 1             N            5     43      NO_OWN            SOFT                  36                              0                          CALA
   13910251           Single Family            1             N            5     43       NOPP            NO PP                  36                              0                          CALA
   13918448           Single Family            1             N           17     43       OWN              SOFT                  60                              0                          CALA
   13946201             2-4 Family             2             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13947171           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13947172           Single Family            1             N            1     41      NO_OWN            SOFT                  36                              0                          CALA
   13947179           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13948537            Condominium             1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13948541           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13948548           Single Family            1             Y           18     42      NO_OWN            HARD                  60                              60                         CALA
   13948571           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13948721                PUD                 1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13948726            Condominium             1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13948727            Condominium             1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13948763             2-4 Family             2             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13948792             2-4 Family             2             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13948796           Single Family            1             Y           18     42      NO_OWN           COMBO                  60                              6                          CALA
   13948798             2-4 Family             3             N           18     42       NOPP            NO PP                  60                              0                          CALA
   13949276           Single Family            1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13949576           Single Family            1             N           43     41       NOPP            NO PP                  84                              0                          CALA
   13949602            Condominium             1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13949606           Single Family            1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13949610            Condominium             1             N           14     46       NOPP            NO PP                  60                              0                          CALA
   13950085                PUD                 1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13950108                PUD                 1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13950137           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13953919             2-4 Family             2             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13953937           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13953956           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13954014           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13954045           Single Family            1             Y           19     41      NO_OWN           COMBO                  60                              12                         CADQ
   13954930           Single Family            1             N           18     42      NO_OWN            SOFT                  60                              0                          CALA
   13954980           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   13954987           Single Family            1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13955017                PUD                 1             N           43     41       NOPP            NO PP                  84                              0                          CALA
   13955275           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13955315           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13956603           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13956605           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13956609                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13956618                PUD                 1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13956627           Single Family            1             N           20     40       NOPP            NO PP                  60                              0                          CALA
   13956635           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13957048                PUD                 1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13957067           Single Family            1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13957084           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CALA
   13957095           Single Family            1             Y           19     41      NO_OWN           COMBO                  60                              12                         CALA
   13957096           Single Family            1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13957401           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13957423           Single Family            1             N           19     41      NO_OWN            SOFT                  60                              0                          CALA
   13945513            Condominium             1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   13945768           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   13945796           Single Family            1             N           19     41       NOPP            NO PP                  60                              0                          CALA
   13946193           Single Family            1             Y           18     42      NO_OWN           COMBO                  60                              6                          CALA
   14188587           Single Family            1             U            5     43       NOPP            NO PP                   6                              0                          CALA
   14188589            Condominium             1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14152492           Single Family            1             U            9     63       NOPP            NO PP                  60                              0                          CALA
   14152493           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14152631           Single Family            1             U            8     64       NOPP            NO PP                  36                              0                          CALA
   14152476           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   13907901           Single Family            1             Y            3     45       NOPP            NO PP                  36                              0                          CALA
   14188570           Single Family            1             U            1     41       OWN              SOFT                  36                              0                          CALA
   13907906           Single Family            1             Y           15     45       NOPP            NO PP                  60                              0                          CALA
   14188573                PUD                 1             U            3     39       OWN              SOFT                  36                              0                          CALA
   14145510           Single Family            1             N            3     69       NOPP            NO PP                  60                              0                          CALA
   14152644           Single Family            1             U            8     64       NOPP            NO PP                  60                              0                          CALA
   13907910            Condominium             1             Y           15     45       OWN              SOFT                  60                              0                          CALA
   14188745           Single Family            1             U            1     40       OWN              SOFT                   1                              0                          CALA
   14145336           Single Family            1             N            2     70       NOPP            NO PP                  60                              0                          CALA
   14152465           Single Family            1             U            9     63       NOPP            NO PP                  60                              0                          CALA
   14188720           Single Family            1             U            4     38       OWN              SOFT                   6                              0                          CALA
   14188721            Condominium             1             U            3     39       OWN              SOFT                  36                              0                          CALA
   14188562           Single Family            1             U            1     38       OWN              SOFT                   1                              0                          CALA
   14188725           Single Family            1             U            4     38       NOPP            NO PP                   6                              0                          CALA
   14188726                PUD                 1             U            2     40       NOPP            NO PP                  36                              0                          CALA
   14188565           Single Family            1             U            1     40       OWN              SOFT                   1                              0                          CALA
   14188710           Single Family            1             U            1     40       OWN              SOFT                   1                              0                          CALA
   14188712           Single Family            1             U            3     39       OWN              SOFT                   6                              0                          CALA
   14152299           Single Family            1             U            9     63       NOPP            NO PP                  60                              0                          CALA
   14188715           Single Family            1             Y            4     38       NOPP            NO PP                   6                              0                          CALA
   14188555                PUD                 1             Y            4     38       OWN              SOFT                   6                              0                          CALA
   14152460           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   16396895           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   16396896            Condominium             1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   16396897           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   16396898           Single Family            1             N           17     43       OWN             check                  60                              0                          CALA
   14152443            Condominium             1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14188701           Single Family            1             U            1     41       OWN              SOFT                  36                              0                          CALA
   14188543                PUD                 1             U            3     39       OWN              SOFT                  36                              0                          CALA
   14188544           Single Family            1             U            5     43       NOPP            NO PP                  36                              0                          CALA
   14188706            Condominium             1             U            3     39       OWN              SOFT                  36                              0                          CALA
   14188548           Single Family            1             U            1     38       NOPP            NO PP                   1                              0                          CALA
   14188529            Condominium             1             Y            3     39       NOPP            NO PP                  36                              0                          CALA
   16396880           Single Family            1             Y           17     43       NOPP            NO PP                  60                              0                          CALA
   16396882           Single Family            1             Y           17     43       NOPP            NO PP                  60                              0                          CALA
   16396883           Single Family            1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   16396884                PUD                 1             Y           18     42       NOPP            NO PP                  60                              0                          CALA
   16396885            Condominium             1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   16396886             2-4 Family             2             N           18     42       NOPP            NO PP                  60                              0                          CALA
   16396887           Single Family            1             Y           18     42       OWN             check                  60                              0                          CALA
   13975878           Single Family            1             N           20     40      NO_OWN            SOFT                  60                              0                          CADQ
   16396888           Single Family            1             Y           18     42       NOPP            NO PP                  60                              0                          CALA
   16396889           Single Family            1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   14152277           Single Family            1             U            9     63       NOPP            NO PP                  60                              0                          CALA
   14188533            Condominium             1             U            4     38       NOPP            NO PP                   6                              0                          CALA
   14178571            Condominium             1             U            4     38       NOPP            NO PP                  36                              0                          CALA
   14188536            Condominium             1             U            3     39       OWN              SOFT                   6                              0                          CALA
   14188539           Single Family            1             U            1     40       OWN              SOFT                   1                              0                          CALA
   16396890             2-4 Family             2             N           18     42       NOPP            NO PP                  60                              0                          CALA
   16396891                PUD                 1             N           17     43       NOPP            NO PP                  60                              0                          CALA
   16396893                PUD                 1             Y           18     42       NOPP            NO PP                  60                              0                          CALA
   14152268           Single Family            1             U            9     63       NOPP            NO PP                  60                              0                          CALA
   14178384                PUD                 1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14183896             2-4 Family             2             N            5     37       OWN             check                  24                              0                          CALA
   16396862           Single Family            1             N           18     42       OWN              SOFT                  60                              0                          CALA
   16396863             2-4 Family             2             N            5     43       OWN             check                  36                              0                          CALA
   16396864           Single Family            1             N            2     46       OWN             check                  24                              0                          CALA
   16396865           Single Family            1             N           15     45       OWN              SOFT                  60                              0                          CALA
   16396866           Single Family            1             N            6     48       OWN             check                  24                              0                          CALA
   16396869           Single Family            1             N           17     43       OWN             check                  60                              0                          CALA
   14178390            Condominium             1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   13908094           Single Family            1             Y            4     44       NOPP            NO PP                  24                              0                          CALA
   14159681           Single Family            1             U            4     56       NOPP            NO PP                  60                              0                          CALA
   16396870           Single Family            1             N            6     48       OWN              SOFT                  36                              0                          CALA
   14159686                PUD                 1             U            4     56       NOPP            NO PP                  60                              0                          CALA
   16396871            Condominium             1             N           17     43       OWN              SOFT                  60                              0                          CALA
   16396872           Single Family            1             N            2     52       OWN             check                  36                              0                          CALA
   14159688           Single Family            1             U            4     56       NOPP            NO PP                  60                              0                          CALA
   16396873           Single Family            1             N            2     52       OWN             check                  36                              0                          CALA
   16396876                PUD                 1             N           14     46       OWN             check                  60                              0                          CALA
   16396877           Single Family            1             Y           16     44       OWN              HARD                  60                              12                         CADQ
   16396878           Single Family            1             N           16     44       OWN             check                  60                              0                          CALA
   16396879                PUD                 1             N           18     42       NOPP            NO PP                  60                              0                          CALA
   13976599           Single Family            1             U            6     42       NOPP            NO PP                  24                              0                          CALA
   14184189                PUD                 1             N            1     41       NOPP            NO PP                  36                              0                          CALA
   13968136           Single Family            1             Y            5     43       OWN             check                  24                              0                          CALA
   13968139                PUD                 1             Y            5     43       NOPP            NO PP                  24                              0                          CALA
   14183804           Single Family            1             N            3     39       NOPP            NO PP                   6                              0                          CALA
   13968156            Condominium             1             N            1     41       NOPP            NO PP                  24                              0                          CALA
   14178302           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14183652           Single Family            1             N            5     43       NOPP            NO PP                  24                              0                          CADQ
   14183816             2-4 Family             2             N            3     39       NOPP            NO PP                  24                              0                          CALA
   13968321           Single Family            1             Y            6     42       NOPP            NO PP                  24                              0                          CALA
   14183659           Single Family            1             N            3     39       NOPP            NO PP                  24                              0                          CALA
   13908010                PUD                 1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   13968339           Single Family            1             N            1     41       NOPP            NO PP                  24                              0                          CALA
   13908022            Condominium             1             N           16     44       NOPP            NO PP                  60                              0                          CALA
   14178324           Single Family            1             U           22     62       NOPP            NO PP                  84                              0                          CALA
   14183836           Single Family            1             N            3     39       NOPP            NO PP                  24                              0                          CALA
   14159621           Single Family            1             U            2     58       NOPP            NO PP                  60                              0                          CALA
   14183843           Single Family            1             N            4     38       NOPP            NO PP                  36                              0                          CALA
   14183845           Single Family            1             N            2     40       NOPP            NO PP                  24                              0                          CALA
   14159631            Condominium             1             U            4     56       NOPP            NO PP                  60                              0                          CALA
   14178346            Condominium             1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14178347                PUD                 1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   13976541           Single Family            1             C            1     41       NOPP            NO PP                  24                              0                          CALA
   14178348           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14159637           Single Family            1             U            3     57       NOPP            NO PP                  60                              0                          CALA
   13976544           Single Family            1             U            5     49       NOPP            NO PP                  24                              0                          CALA
   14178510           Single Family            1             U           22     62       NOPP            NO PP                  84                              0                          CALA
   14178514           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   16396832                PUD                 1             N           11     49       OWN              SOFT                  60                              0                          CALA
   16396833                PUD                 1             N           12     48       OWN             check                  60                              0                          CALA
   16396834           Single Family            1             N           13     47       OWN              SOFT                  60                              0                          CALA
   16396835                PUD                 1             N           14     46       OWN             check                  60                              0                          CALA
   16396836           Single Family            1             N           15     45       OWN             check                  60                              0                          CALA
   16396837           Single Family            1             N           16     44       OWN             check                  60                              0                          CALA
   16396838                PUD                 1             Y           15     45       OWN             COMBO                  60                              12                         CALA
   16396839           Single Family            1             N           11     49       OWN             check                  60                              0                          CALA
   13968378           Single Family            1             Y            1     41       NOPP            NO PP                  24                              0                          CALA
   13908066           Single Family            1             Y           16     44       NOPP            NO PP                  60                              0                          CALA
   14178364           Single Family            1             C           22     62       NOPP            NO PP                  84                              0                          CALA
   16396840           Single Family            1             N            1     47       OWN             check                  36                              0                          CALA
   16396841                PUD                 1             N            2     46       OWN             check                  36                              0                          CALA
   16396842           Single Family            1             N            3     45       OWN             check                  36                              0                          CALA
   16396843           Single Family            1             N           15     45       OWN             check                  60                              0                          CALA
   16396844           Single Family            1             N           15     45       OWN              SOFT                  60                              0                          CALA
   16396845                PUD                 1             N           15     45       OWN             check                  60                              0                          CALA
   16396846                PUD                 1             N           15     45       OWN             check                  60                              0                          CALA
   16396847           Single Family            1             N           16     44       OWN             check                  60                              0                          CALA
   16396848           Single Family            1             N           16     44       OWN             check                  60                              0                          CALA
   16396849                PUD                 1             N           17     43       OWN             check                  60                              0                          CALA
   14178370            Condominium             1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   13908079           Single Family            1             Y           14     46       OWN             check                  60                              0                          CALA
   16396850                PUD                 1             N           17     43       OWN              SOFT                  60                              0                          CALA
   16396851                PUD                 1             N           17     43       OWN              SOFT                  60                              0                          CALA
   16396852           Single Family            1             N            8     52       NOPP            NO PP                  60                              0                          CALA
   14159668            Condominium             1             U            4     56       NOPP            NO PP                  60                              0                          CALA
   16396853                PUD                 1             N           16     44       OWN             check                  60                              0                          CALA
   16396855                PUD                 1             N           13     47       OWN              SOFT                  60                              0                          CALA
   16396856           Single Family            1             N            2     52       OWN             check                  36                              0                          CALA
   16396857                PUD                 1             N           14     46       OWN              SOFT                  60                              0                          CALA
   16396858           Single Family            1             N           14     46       OWN             check                  60                              0                          CALA
   16396859                PUD                 1             N            2     46       OWN             check                  24                              0                          CALA
   14152402           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   14178380           Single Family            1             U           10     62       NOPP            NO PP                  60                              0                          CALA
   14178542           Single Family            1             U           11     61       NOPP            NO PP                  60                              0                          CALA
   13907880           Single Family            1             Y           16     44       NOPP            NO PP                  60                              0                          CALA
   13907882           Single Family            1             Y            3     45       OWN             check                  24                              0                          CALA
   13907894           Single Family            1             N           15     45       NOPP            NO PP                  60                              0                          CALA
   14184134           Single Family            1             N            3     39       NOPP            NO PP                  24                              0                          CALA
   14145671           Single Family            1             N            2     70       NOPP            NO PP                  60                              0                          CALA
   14145682           Single Family            1             N            5     67       NOPP            NO PP                  60                              0                          CALA
   13982191           Single Family            1             N           11     73       NOPP            NO PP                  60                              0                          CALA
   14195011             2-4 Family             2             U           22     38       NOPP            NO PP                  60                              0                          CALA
   14184173           Single Family            1             N            4     38       NOPP            NO PP                  36                              0                          CALA
   14003261           Single Family            1             U            6     66       NOPP            NO PP                  60                              0                          CALA
   14059121             2-4 Family             3             U            1     41       NOPP            NO PP                   6                              0                          CALA
   14152684             2-4 Family             2             U           10     62       NOPP            NO PP                  60                              0                          CALA
   13907952            Condominium             1             N           16     44       OWN              SOFT                  60                              0                          CALA
   14003272                PUD                 1             U           19     65       NOPP            NO PP                  84                              0                          CALA
   14059130                PUD                 1             U            2     40       NOPP            NO PP                   6                              0                          CALA
   14184033           Single Family            1             N            3     39       NOPP            NO PP                  24                              0                          CALA
   14188597                PUD                 1             U            3     39       NOPP            NO PP                   6                              0                          CALA
   14003407           Single Family            1             U            6     66       NOPP            NO PP                  60                              0                          CALA
   14059102                PUD                 1             U            4     50       NOPP            NO PP                   6                              0                          CALA
   14059104           Single Family            1             U            1     41       NOPP            NO PP                   6                              0                          CALA
   13982046           Single Family            1             N            3     87       NOPP            NO PP                  60                              0                          CALA
   13907771           Single Family            1             N           15     45       NOPP            NO PP                  60                              0                          CALA
   14003411           Single Family            1             U           19     65       NOPP            NO PP                  84                              0                          CALA
   14003415           Single Family            1             U           18     66       NOPP            NO PP                  84                              0                          CALA
   14003417                PUD                 1             U           18     66       NOPP            NO PP                  84                              0                          CALA
   14184013             2-4 Family             3             N            4     38       NOPP            NO PP                  36                              0                          CALA
   14059115                PUD                 1             U            1     41       NOPP            NO PP                   6                              0                          CALA
   14145705           Single Family            1             N           53     67       NOPP            NO PP                  120                             0                          CALA
   13982050           Single Family            1             N           11     73       NOPP            NO PP                  60                              0                          CALA
   14152679           Single Family            1             U            8     64       NOPP            NO PP                  60                              0                          CALA

                                                                                                 EXHIBIT C
                                                    [RESERVED]

                                                                                                 EXHIBIT D

                                     REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank, National Association
         1015 10th Avenue
         Minneapolis, Minnesota 55414
         Attention: BSALTA 2006-8
         Telecopier: (612) 667-1068

RE:      Custodial  Agreement,  dated as of December 28, 2006 among Structured Asset Mortgage  Investments
         II Inc., as depositor,  Wells Fargo Bank, National  Association as master servicer and securities administrator,  Wells Fargo Bank,  National  Association  as custodian  and  Citibank,  N.A.,  as trustee,  issuing Bear Stearns Alt-A Trust 2006-8,  Mortgage Pass-Through  Certificates,  Series
         2006-8

         In  connection  with  the  administration  of the  Mortgage  Loans  held by you  pursuant  to the above-captioned  Custodial  Agreement,  we request the release,  and hereby  acknowledge  receipt,  of the
Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____             1.       Mortgage  Paid in Full and  proceeds  have been  deposited  into the  Custodial
                           Account

_____             2.       Foreclosure

_____             3.       Substitution

_____             4.       Other Liquidation

_____             5.       Nonliquidation                     Reason:

_____             6.       California Mortgage Loan paid in full

                                                              By:
                                                                  (authorized signer)

                                                              Issuer:
                                                              Address:

                                                              Date:

                                                                                                 EXHIBIT E

                                        FORM OF TRANSFER AFFIDAVIT

                                                                  Affidavit     pursuant     to    Section
                                                                  860E(e)(4)   of  the  Internal   Revenue
                                                                  Code  of  1986,  as  amended,   and  for
                                                                  other purposes

STATE OF          )
                           )ss:
COUNTY OF                  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1.       That he is [Title of Officer] of [Name of Investor]  (record or beneficial  owner of the
Bear  Stearns  ALT-A  Trust  2006-8,  Mortgage  Pass-Through  Certificates,   Series  2006-8,  Class  R-__
Certificates)  (the "Class R Certificates")  (the "Owner"),  a [savings  institution]  [corporation]  duly organized and existing under the laws of [the State of _____] [the United  States],  on behalf of which he makes this affidavit.

         2.       That the Owner  (i) is not and will not be as of  [Closing  Date][date  of  purchase]  a
"disqualified  organization"  within the meaning of Section  860E(e)(5)  of the  Internal  Revenue Code of
1986,  as amended  (the "Code") or an "electing  large  partnership"  within the meaning of Section 775 of the Code,  (ii) will  endeavor to remain  other than a  disqualified  organization  and an electing  large partnership  for so long as it retains its  ownership in the Class R  Certificates  and (iii) is acquiring the Class R  Certificates  for its own  account  or for the  account  of  another  Owner from which it has received an affidavit and agreement in substantially  the same form as this affidavit and agreement.  (For this purpose, a "disqualified  organization"  means an electing large partnership under Section 775 of the
Code, the United States,  any state or political  subdivision  thereof,  any agency or  instrumentality of any of the  foregoing  (other than an  instrumentality  all of the  activities of which are subject to tax and,  except for the Federal  Home Loan  Mortgage  Corporation,  a majority of whose board of directors is not selected by any such governmental  entity) or any foreign  government,  international  organization or any  agency  or  instrumentality  of such  foreign  government  or  organization,  any rural  electric  or telephone  cooperative,  or any organization (other than certain farmers'  cooperatives) that is generally exempt  from  federal  income tax unless such  organization  is subject to the tax on  unrelated  business taxable income).

         3.       That the Owner is aware (i) of the tax that  would be imposed  on  transfers  of Class R
Certificates to disqualified  organizations  or electing large  partnerships  under the Code, that applies to all  transfers  of Class R  Certificates  after  March  31,  1988;  (ii)  that such tax would be on the transferor (or, with respect to transfers to electing large partnerships,  on each such partnership),  or, if such  transfer  is through  an agent  (which  person  includes a broker,  nominee or  middleman)  for a disqualified  organization,  on the agent;  (iii) that the person (other than with respect to transfers to electing large  partnerships)  otherwise  liable for the tax shall be relieved of liability for the tax if the  transferee  furnishes  to  such  person  an  affidavit  that  the  transferee  is not a  disqualified organization  and, at the time of transfer,  such person does not have actual knowledge that the affidavit is false;  and (iv) that the Class R  Certificates  may be  "noneconomic  residual  interests"  within the meaning  of  Treasury  regulations  promulgated  pursuant  to  the  Code  and  that  the  transferor  of a noneconomic  residual  interest  will remain  liable for any taxes due with  respect to the income on such residual  interest,  unless no  significant  purpose  of the  transfer  was to impede  the  assessment  or collection of tax.

                  4.       That the Owner is aware of the tax imposed on a  "pass-through  entity" holding
Class R Certificates  if either the  pass-through  entity is an electing large  partnership  under Section
775 of the Code or if at any time  during  the  taxable  year of the  pass-through  entity a  disqualified organization  is the record  holder of an interest in such  entity.  (For this  purpose,  a "pass  through entity" includes a regulated  investment  company,  a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5.       That the Owner is aware that the  Securities  Administrator  will not  register the transfer of any Class R Certificates  unless the transferee,  or the transferee's  agent,  delivers to it an affidavit and agreement,  among other things,  in substantially  the same form as this affidavit and agreement.  The Owner  expressly  agrees  that it will not  consummate  any such  transfer  if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6.       That the  Owner  has  reviewed  the  restrictions  set forth on the face of the
Class R  Certificates  and the  provisions  of Section 5.05 of the Pooling and Servicing  Agreement  under which the Class R Certificates  were issued.  The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7.       That the Owner consents to any additional  restrictions  or  arrangements  that shall be deemed  necessary  upon advice of counsel to constitute a reasonable  arrangement  to ensure that the  Class R  Certificates  will  only  be  owned,  directly  or  indirectly,  by an  Owner  that is not a disqualified organization.

                  8.       The Owner's Taxpayer Identification Number is # _______________.

                  9.       This affidavit and agreement  relates only to the Class R Certificates  held by the Owner  and not to any  other  holder of the  Class R  Certificates.  The  Owner  understands  that the liabilities described herein relate only to the Class R Certificates.

                  10.      That no purpose of the Owner  relating  to the  transfer  of any of the Class R
Certificates  by the Owner is or will be to impede the  assessment  or  collection  of any tax;  in making this  representation,  the Owner warrants that the Owner is familiar with (i) Treasury  Regulation Section
1.860E-1  (c) and recent  amendments  thereto,  effective  as of August 19,  2002,  and (ii) the  preamble describing the adoption of the amendments to such regulation, which is attached hereto as Exhibit 1.

                  11.      That the Owner has no present  knowledge or expectation  that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain  outstanding.  In this regard,  the Owner hereby  represents to and for the benefit of the person from whom it acquired the Class
R Certificates  that the Owner intends to pay taxes  associated  with holding such Class R Certificates as they  become  due,  fully  understanding  that it may incur tax  liabilities  in excess of any cash  flows generated by the Class R Certificates.

                  12.      That the Owner has no present  knowledge  or  expectation  that it will  become insolvent  or subject to a bankruptcy  proceeding  for so long as any of the Class R  Certificates  remain outstanding.

                  13.      The Owner is a  citizen  or  resident  of the  United  States,  a  corporation, partnership  or other  entity  created or  organized  in, or under the laws of,  the United  States or any political  subdivision  thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal  income tax purposes  regardless of its connection with the conduct of a trade or business within the United States.

                  14.      The  Owner  hereby  agrees  that it will not  cause  income  from  the  Class R
Certificates  to be attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

                           15.      (a)     The Purchaser  hereby  certifies,  represents and warrants to, and covenants with the Company,  the Trustee,  the Securities  Administrator  and the Master Servicer that the  Certificates  (i) are not being  acquired by, and will not be  transferred  to, any employee  benefit plan within the  meaning of section  3(3) of the  Employee  Retirement  Income  Security  Act of 1974,  as
amended  ("ERISA"),  or  other  retirement  arrangement,  including  individual  retirement  accounts  and annuities,  Keogh plans and bank  collective  investment  funds and insurance  company general or separate accounts in which such plans,  accounts or  arrangements  are invested,  that is subject to Section 406 of
ERISA or  Section 4975  of the  Internal  Revenue  Code of 1986  (the  "Code")  (any of the  foregoing,  a
"Plan"),  (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of
Labor  ("DOL")  regulation,  29 C.F.R.  ?  2510.3-101  or  otherwise  under  ERISA,  and (iii) will not be transferred  to any entity  that is deemed to be  investing  plan  assets  within  the  meaning of the DOL regulation,  29  C.F.R. ? 2510.3-101  or  otherwise  under  ERISA;  or (b)  The  Owner  will  provide  the
Securities  Administrator with an Opinion of Counsel acceptable to and in form and substance  satisfactory to the Securities  Administrator  to the effect that the purchase of  Certificates  is  permissible  under applicable  law, will not constitute or result in any  non-exempt  prohibited  transaction  under ERISA or
Section 4975 of the Code and will not subject the Trustee,  the Company,  the Securities  Administrator or
the Master Servicer to any obligation or liability  (including  obligations or liabilities  under ERISA or
Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

                  In  addition,  the Owner hereby  certifies,  represents  and warrants to, and  covenants with, the Company, the Trustee,  the Securities  Administrator and the Master Servicer that the Owner will not  transfer  such  Certificates  to any Plan or person  unless  either  such  Plan or  person  meets the requirements set forth in either (a) or (b) above.

                  Capitalized  terms used but not defined  herein shall have the meanings  assigned in the
Pooling and Servicing Agreement.

         IN WITNESS  WHEREOF,  the  Investor  has caused  this  instrument  to be  executed on its behalf, pursuant to authority of its Board of  Directors,  by its [Title of Officer]  this ____ day of  _________,
20__.

                                                     [NAME OF INVESTOR]

                                                              By:
                                                           [Name of Officer]
                                                           [Title of Officer]
                                                           [Address   of    Investor    for   receipt   of
                                                           distributions]

                                                           Address  of   Investor   for   receipt  of  tax
                                                           information:

         Personally  appeared  before me the  above-named  [Name of Officer],  known or proved to me to be the same person who executed the  foregoing  instrument  and to be the [Title of Officer] of the Investor,
and  acknowledged  to me that he  executed  the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

                                                                                               EXHIBIT F-1

                                     FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                          ______________,200___

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Bear Stearns Alt-A Trust 2006-8

                  Re:      Bear Stearns Alt-A Trust 2006-8
                           Mortgage Pass-Through Certificates, Series 2006-8, Class [_      _]_

Ladies and Gentlemen:

         ______________  (the  "Purchaser")   intends  to  purchase  from  ______________  (the  "Seller")
$_________ initial Certificate  Principal Balance of Mortgage  Pass-Through  Certificates,  Series 2006-8,
Class _____ (the  "Certificates"),  issued  pursuant to the Pooling and Servicing  Agreement (the "Pooling
and Servicing  Agreement"),  dated as of December 1, 2006 among Structured  Asset Mortgage  Investments II
Inc., as depositor (the "Seller"),  EMC Mortgage Corporation,  Wells Fargo Bank, National Association,  as
master servicer and securities  administrator,  and Citibank, N.A., as trustee (the "Trustee").  All terms used herein and not  otherwise  defined  shall have the  meanings  set forth in the Pooling and  Servicing
Agreement.  The Purchaser  hereby  certifies,  represents and warrants to, and covenants  with, the Seller and the Trustee that:

                           1.       The Purchaser  understands that (a) the Certificates have not been and will not be registered or qualified  under the  Securities  Act of 1933, as amended (the
                  "Act") or any state  securities  law,  (b) the Seller is not  required to so register or qualify the  Certificates,  (c) the  Certificates  may be resold only if registered  and qualified  pursuant to the provisions of the Act or any state  securities  law, or if an exemption from such  registration and  qualification  is available,  (d) the Pooling and
                  Servicing  Agreement  contains  restrictions  regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                           2.       The  Purchaser is acquiring the  Certificates  for its own account for investment only and not with a view to or for sale in connection  with any  distribution thereof in any manner that would  violate  the Act or any  applicable  state  securities laws.

                           3.       The  Purchaser  is  (a)  a  substantial,  sophisticated  institutional investor  having such knowledge and experience in financial and business  matters,  and, in particular,  in such matters related to securities similar to the Certificates,  such
                  that  it  is  capable  of  evaluating   the  merits  and  risks  of  investment  in  the
                  Certificates,  (b) able to bear the  economic  risks  of such an  investment  and (c) an
                  "accredited  investor"  within the meaning of Rule 501 (a)  promulgated  pursuant to the
                  Act.

                           4.       The Purchaser has been  furnished  with, and has had an opportunity to review  (a)  a  copy  of  the  Pooling  and  Servicing  Agreement  and  (b)  such  other information  concerning the Certificates,  the Mortgage Loans and the Seller as has been requested  by the  Purchaser  from the  Seller  or the  Seller  and is  relevant  to the
                  Purchaser's   decision  to  purchase  the  Certificates.   The  Purchaser  has  had  any
                  questions  arising  from  such  review  answered  by the  Seller  or the  Seller  to the satisfaction of the Purchaser.

                           5.       The  Purchaser  has not and will not nor has it  authorized or will it authorize any person to (a) offer,  pledge,  sell,  dispose of or otherwise transfer any
                  Certificate,  any  interest  in any  Certificate  or any other  similar  security to any person in any manner,  (b)  solicit any offer to buy or to accept a pledge,  disposition of other  transfer of any  Certificate,  any  interest in any  Certificate  or any other similar  security  from any person in any manner,  (c)  otherwise  approach or negotiate with respect to any  Certificate,  any interest in any  Certificate or any other similar security with any person in any manner,  (d) make any general  solicitation  by means of general  advertising  or in any other manner or (e) take any other  action,  that (as to any of (a) through (e) above) would  constitute a distribution of any Certificate  under the Act, that would render the  disposition of any  Certificate a violation of Section 5 of  the  Act or any  state  securities  law,  or  that  would  require  registration  or qualification  pursuant thereto.  The Purchaser will not sell or otherwise  transfer any of the  Certificates,  except in  compliance  with the  provisions  of the  Pooling  and
                  Servicing Agreement.

                           6.       The Purchaser (if the  Certificate is not rated at least "BBB-" or its equivalent by Fitch, S&P or Moody's):

                                    (a)     is not an employee benefit or other plan subject to the
                  prohibited transaction provisions of the Employee Retirement Income Security Act of
                  1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as
                  amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the
                  Department of Labor ("DOL") regulation at 29 C.F.R. §2510.3-101; or

                                    (b)    is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the
                  purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

         In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee, the Securities Administrator and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.

                                                            Very truly yours,

                                                            [PURCHASER]

                                                            By:

                                                            Name:

                                                            Title:

                                                                                               EXHIBIT F-2

                              [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                         Description of Rule 144A Securities, including numbers:

                        ________________________________________________________

                        ________________________________________________________

                        ________________________________________________________

                        ________________________________________________________

                  The undersigned  seller,  as registered  holder (the "Seller"),  intends to transfer the
Rule 144A Securities described above to the undersigned buyer (the "Buyer").

In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A
Securities were issued, the Seller hereby certifies the following facts:  Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A
Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the
1933 Act.

The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master
Servicer (as defined to the Pooling and Servicing Agreement, dated as of  December 1, 2006 (the
"Agreement"), among the Company, EMC, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), and Citibank, N.A., as trustee (the "Trustee")) as follows:

The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Securities Administrator or the Master Servicer.

Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule
144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule
144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or
Annex 2.  The Buyer is aware that the sale to it is being made in reliance on Rule 144A.  The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.      The  Buyer (if the Rule 144A  Securities  are not rated at least  "BBB-" or its equivalent by Fitch, S&P or Moody's):

is not an employee benefit or other plan subject to the prohibited transaction provisions of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal
Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any
Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL")
regulation at 29 C.F.R. § 2510.3-101; or

is an insurance company, the source of funds to be used by it to purchase the Certificates is an
"insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption
("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

                  4.       This document may be executed in one or more  counterparts and by the different parties hereto on separate counterparts,  each of which, when so executed,  shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller                                         Print Name of Buyer
By:                                                          By:
    Name:                                                        Name:
    Title:                                                       Title:
Taxpayer Identification                                      Taxpayer Identification:
No.                                                          No:
Date:                                                        Date:

                                                                                      ANNEX 1 TO EXHIBIT F

                         QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                         [For Buyers Other Than Registered Investment Companies]

                  The  undersigned   hereby  certifies  as  follows  in  connection  with  the  Rule  144A
Investment Representation to which this Certification is attached:

                                            1.       As indicated below, the undersigned is the
                           President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                                            2.       In connection with purchases by the Buyer, the
                           Buyer is a "qualified institutional buyer" as that term is defined in Rule
                           144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis
                           $                                             in securities (except for the
                           excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A)
                           and (ii) the Buyer satisfies the criteria in the category marked below.

         Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any
State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least
$25,000,000 as demonstrated in its latest annual financial statements.

         Broker-Dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities
Exchange Act of 1934.

         Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

         State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the
Employee Retirement Income Security Act of 1974.

         Investment Adviser.   The Buyer is an investment adviser registered under the Investment
Advisers Act of 1940.

         SBIC.  The Buyer is a Small Business Investment Company licensed by the U.S. Small Business
Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         Business Development Company.  The Buyer is a business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940.

         Trust Fund.  The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee
Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

                                            3.       The term "securities" as used herein does not
                           include (i) securities of issuers that are affiliated with the Buyer, (ii)
                           securities that are part of an unsold allotment to or subscription by the
                           Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                            4.       For purposes of determining the aggregate amount of
                           securities owned and/or invested on a discretionary basis by the Buyer, the
                           Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the  Buyer,  but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                                            5.       The Buyer acknowledges that it is familiar with
                           Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                                Will the Buyer be purchasing the Rule 144A
      Yes        No             Securities only for the Buyer's own account?
                                            6.       If the answer to the foregoing question is "no",
                           the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A.  In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                                            7.       The Buyer will notify each of the parties to which
                           this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer's purchase of Rule 144A
                           Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                                     Print Name of Buyer

                                                     By:
                                                            Name:
                                                            Title:

                                                     Date:

                                                                                               EXHIBIT F-3

                                 FORM OF TRANSFEROR REPRESENTATION LETTER

                                                                                                    , 20

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2006-8

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Bear Stearns Alt-A Trust 2006-8

                  Re:      Mortgage Pass-Through Certificates, Series 2006-8

Ladies and Gentlemen:

                  In connection with the sale by               (the "Seller") to                      (the
"Purchaser") of $           Initial Certificate Principal Balance of Mortgage  Pass-Through  Certificates,
Series 2006-8 (the "Certificates")  pursuant to the Pooling and Servicing Agreement,  dated as of December
1, 2006 (the "Pooling and Servicing  Agreement"),  among  Structured  Asset  Mortgage  Investments II Inc.
(the  "Company"),  EMC Mortgage  Corporation  ("EMC"),  Wells Fargo Bank,  N.A.,  as master  servicer (the
"Master  Servicer"),  and  Citibank,  N.A.,  as trustee  (the  "Trustee").  The Seller  hereby  certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither  the Seller nor anyone  acting on its  behalf has (a)  offered,  pledged,  sold, disposed of or  otherwise  transferred  any  Certificate,  any  interest in any  Certificate  or any other similar  security to any person in any manner,  (b) has  solicited any offer to buy or to accept a pledge, disposition or other  transfer of any  Certificate,  any interest in any  Certificate or any other similar security  from any person in any manner,  (c) has otherwise  approached or negotiated  with respect to any
Certificate,  any  interest  in any  Certificate  or any other  similar  security  with any  person in any manner, (d) has made any general  solicitation by means of general  advertising or in any other manner, or
(e)  has  taken  any  other  action,  that  (as to any  of (a)  through  (e)  above)  would  constitute  a distribution  of the  Certificates  under the  Securities  Act of 1933 (the "Act"),  that would render the disposition of any  Certificate a violation of Section 5 of the Act or any state  securities  law, or that would require  registration  or  qualification  pursuant  thereto.  The Seller will not act, in any manner set forth in the  foregoing  sentence  with  respect to any  Certificate.  The Seller has not and will not sell or otherwise  transfer any of the  Certificates,  except in  compliance  with the  provisions  of the
Pooling and Servicing Agreement.

                                                     Very truly yours,

                                                     (Seller)

                                                     By:
                                                     Name:
                                                     Title:

                                                                                                 EXHIBIT G

                                       FORM OF CUSTODIAL AGREEMENT

                  THIS  CUSTODIAL   AGREEMENT  (as  amended  and  supplemented  from  time  to  time,  the
Agreement,  dated as of  December  28,  2006,  by and among  CITIBANK,  N.A.,  as trustee  (including  its successors  under the Pooling and Servicing  Agreement  defined below,  the "Trustee"),  STRUCTURED  ASSET
MORTGAGE INVESTMENTS II INC., as company (together with any successor in interest,  the "Company"),  WELLS
FARGO BANK,  NATIONAL  ASSOCIATION,  as master  servicer and securities  administrator  (together with any successor  in interest or  successor  under the Pooling and  Servicing  Agreement  referred to below,  the
"Master  Servicer"  or the  "Securities  Administrator,"  as  applicable)  and WELLS FARGO BANK,  NATIONAL
ASSOCIATION,  as custodian (together with any successor in interest or any successor appointed  hereunder, the "Custodian").

                                             WITNESSETH THAT:

                  WHEREAS,  the Company,  EMC, the Master Servicer,  the Securities  Administrator and the
Trustee have entered into a Pooling and  Servicing  Agreement,  dated as of December 1, 2006,  relating to the issuance of Bear  Stearns  ALT-A  Trust,  Mortgage  Pass-Through  Certificates,  Series  2006-8 (as in
effect on the date of this agreement,  the "Original Pooling and Servicing  Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

                  WHEREAS,  the  Custodian  has agreed to act as agent for the  Trustee,  on behalf of the
Certificateholders,  for the purposes of receiving and holding  certain  documents  and other  instruments relating  to the  mortgage  loans  (herein  referred  to as the  "Mortgage  Loans")  listed on  Schedule I attached hereto (the "Mortgage Loan  Schedule")  delivered by the Company or the Master Servicer under the
Pooling and Servicing Agreement and the Servicers under their respective  Servicing  Agreements,  all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW,  THEREFORE,  in  consideration  of  the  premises  and  the  mutual  covenants  and agreements  hereinafter set forth, the Trustee,  the Company, the Master Servicer and the Custodian hereby agree as follows:

                                                ARTICLE I.
                                               DEFINITIONS

                  Capitalized  terms  used in this  Agreement  and  not  defined  herein  shall  have  the meanings  assigned in the Original  Pooling and  Servicing  Agreement,  unless  otherwise  required by the context herein.

                                               ARTICLE II.
                                      CUSTODY OF MORTGAGE DOCUMENTS

                  Section 2.1.      Custodian  to  Act  as  Agent:   Acceptance  of  Mortgage  Files.  The
Custodian,  as the duly appointed  agent of the Trustee for these purposes,  acknowledges  (subject to any exceptions  noted in the Initial  Certification  referred to in Section  2.3(a))  receipt of the  Mortgage
Files  relating to the Mortgage  Loans  identified  on the schedule  attached  hereto and declares that it holds and will hold such  Mortgage  Files as agent for the Trustee,  in trust,  for the use and benefit of all present and future Certificateholders.

                  Section 2.2.      Recordation  of  Assignments.  If any  Mortgage  File  relating to the
Mortgage  Loans  includes  one or  more  assignments  of  Mortgage  to the  Trustee  in a state  which  is specifically  excluded from the Opinion of Counsel  delivered by the Seller to the Trustee (with a copy to the  Custodian)  pursuant to the provisions of Section 2.01 of the Pooling and Servicing  Agreement,  each such  assignment  shall be  delivered,  by the Custodian to the Company for the purpose of recording it in the  appropriate  public  office  for  real  property  records,  and the  Company,  at no  expense  to the
Custodian,  shall  promptly  cause to be  recorded  in the  appropriate  public  office for real  property records each such assignment of Mortgage and, upon receipt  thereof from such public office,  shall return each such assignment of Mortgage to the Custodian.

                  Section 2.3.      Review of Mortgage Files.

                  (1)      On or prior  to the  Closing  Date,  in  accordance  with  Section  2.02 of the
Pooling and Servicing  Agreement,  the Custodian shall deliver to the Company, the Master Servicer and the
Trustee an Initial  Certification  in the form annexed hereto as Exhibit One evidencing  receipt  (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans.

                  (2)      Within  90 days  of the  Closing  Date  (or,  with  respect  to any  Substitute
Mortgage  Loans,  within 5 Business Days after the receipt by the Trustee or the Custodian  thereof),  the
Custodian agrees, for the benefit of  Certificateholders,  to review, in accordance with the provisions of
Section 2.02 of the Pooling and Servicing  Agreement,  each such document  relating to the Mortgage Loans, and shall  deliver to the Company,  the Master  Servicer and the Trustee an Interim  Certification  in the
form annexed  hereto as Exhibit Two to the effect that all such  documents have been executed and received and that such  documents  relate to the Mortgage  Loans,  except for any  exceptions  listed on Schedule A attached to such Interim  Certification.  The  Custodian  shall be under no duty or obligation to inspect, review or examine said  documents,  instruments,  certificates  or other papers to determine that the same are genuine,  enforceable,  or  appropriate  for the  represented  purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  (3)      Not  later  than 180 days  after the  Closing  Date (or,  with  respect  to any
Substitute  Mortgage  Loans,  within 5 Business  Days after the  receipt by the  Trustee or the  Custodian thereof),  the Custodian  shall review the Mortgage  Files  relating to the Mortgage  Loans as provided in
Section 2.02 of the Pooling and Servicing  Agreement and deliver to the Company,  the Master  Servicer and the  Trustee  a  Final  Certification  in  the  form  annexed  hereto  as  Exhibit  Three  evidencing  the completeness of such Mortgage Files.

                  (4)      In reviewing  the  Mortgage  Files  relating to the Mortgage  Loans as provided herein and in the Pooling and Servicing  Agreement,  the Custodian shall make no  representation as to and shall  not be  responsible  to verify  (i) the  validity,  legality,  enforceability,  due  authorization, recordability,  sufficiency or  genuineness of any of the documents  included in any Mortgage File or (ii)
the  collectibility,  insurability,  effectiveness  or suitability of any of the documents in any Mortgage
File.

         Upon receipt of written request from EMC, the Company,  the Master  Servicer or the Trustee,  the
Custodian  shall as soon as practicable  supply the  requesting  party with a list of all of the documents relating to the Mortgage Loans missing from  the Mortgage Files.

                  Section 2.4.      Notification  of  Breaches of  Representations  and  Warranties.  Upon
discovery  by the  Custodian  of a breach of any  representation  or  warranty  made by the Company as set forth in the  Pooling and  Servicing  Agreement  with  respect to a Mortgage  Loan  relating to a Mortgage
File,  the Custodian  shall give prompt written notice to the Company,  the Master  Servicer,  the related
Servicer and the Trustee.

                  Section 2.5.      Custodian to  Cooperate:  Release of Mortgage  Files.  Upon receipt of written notice from the Master  Servicer or Trustee that EMC (the "Mortgage Loan Seller") has  repurchased a Mortgage  Loan  pursuant to Article II of the Pooling and  Servicing  Agreement,  and that the  purchase price  therefore  has been  deposited  in the  Master  Servicer  Collection  Account  or the  Distribution
Account,  then the Custodian  agrees to promptly  release to the Mortgage Loan Seller the related Mortgage
File.

                  Upon the  Custodian's  receipt  of a request  for  release  (a  "Request  for  Release")
substantially  in the form of Exhibit D to the  Pooling  and  Servicing  Agreement  signed by a  Servicing
Officer of the related  Servicer  stating that it has received  payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner  customary for such purposes,  the Custodian  agrees promptly to release to the related  Servicer the related  Mortgage File. The Company shall deliver to the Custodian and the Custodian  agrees to accept the Mortgage Note and other documents  constituting  the Mortgage File with respect to any Substitute Mortgage Loan.

                  From time to time as is  appropriate  for the servicing or  foreclosure  of any Mortgage
Loan,  including,  for this purpose,  collection under any Primary Mortgage  Insurance Policy, the related
Servicer  shall deliver to the Custodian a Request for Release  signed by a Servicing  Officer  requesting that  possession of all of the Mortgage File be released to the related  Servicer and certifying as to the reason for such release and that such release  will not  invalidate  any  insurance  coverage  provided in respect of the Mortgage  Loan under any of the  Insurance  Policies.  Upon receipt of the  foregoing,  the
Custodian shall deliver the Mortgage File to the related  Servicer.  All Mortgage Files so released to the related  Servicer  shall be held by it in trust for the Trustee for the use and benefit of all present and future  Certificateholders.  The related  Servicer shall cause each Mortgage File or any document  therein so released to be returned to the  Custodian  when the need  therefore  by the related  Servicer no longer exists,  unless (i) the Mortgage Loan has been  liquidated and the  Liquidation  Proceeds  relating to the
Mortgage Loan have been deposited in the Master Servicer  Collection  Account or the Distribution  Account
or (ii) the Mortgage File or such document has been  delivered to an attorney,  or to a public  trustee or other public  official as required by law, for purposes of  initiating  or pursuing  legal action or other proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the related  Servicer has  delivered to the Custodian a certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document was  delivered  and the purpose or purposes of such delivery.

                  At any time that a  Servicer  is  required  to deliver to the  Custodian  a Request  for
Release,  EMC or the related  Servicer shall deliver two copies of the Request for Release if delivered in hard copy or EMC or the related  Servicer  may furnish  such  Request  for Release  electronically  to the
Custodian,  in which event the Servicing Officer  transmitting the same shall be deemed to have signed the
Request  for  Release.  In  connection  with any  Request  for  Release  of a Mortgage  File  because of a repurchase  of a Mortgage  Loan,  such  Request for  Release  shall be  accompanied  by an  assignment  of mortgage,  without  recourse,  representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note shall be endorsed without  recourse,  representation  or warranty by the Trustee
(unless  such  Mortgage  Note was a MERS Loan and not  endorsed  to the  Trustee)  and be  returned to the
Mortgage  Loan  Seller.  In  connection  with any Request for  Release of a Mortgage  File  because of the payment in full of a Mortgage  Loan,  such Request for Release shall be  accompanied  by a certificate  of satisfaction  or other  similar  instrument  to be executed by or on behalf of the Trustee and returned to
EMC or the related Servicer.

                  Section 2.6.      Assumption  Agreements.  In the event that any  assumption  agreement, substitution  of liability  agreement  or sale of servicing  agreement is entered into with respect to any
Mortgage  Loan subject to this  Agreement in accordance  with the terms and  provisions of the Pooling and
Servicing  Agreement,  the Master  Servicer,  to the extent provided in the related  Servicing  Agreement, shall cause the related  Servicer to notify the Custodian that such assumption or  substitution  agreement has been  completed by  forwarding  to the  Custodian  the  original of such  assumption  or  substitution agreement,  which shall be added to the related  Mortgage File and, for all purposes,  shall be considered a part of such  Mortgage  File to the same  extent as all other  documents  and  instruments  constituting parts thereof.

                                               ARTICLE III.
                                         CONCERNING THE CUSTODIAN

                  Section 3.1.      Custodian  as Bailee and Agent of the  Trustee.  With  respect to each
Mortgage  Note,  Mortgage and other  documents  constituting  each  Mortgage File relating to the Mortgage
Loans which are  delivered to the  Custodian,  the  Custodian is  exclusively  the bailee and agent of the
Trustee  and has no  instructions  to hold any  Mortgage  Note or  Mortgage  for the benefit of any person other than the Trustee,  holds such  documents  for the benefit of  Certificateholders  and  undertakes to perform  such duties and only such duties as are  specifically  set forth in this  Agreement.  Except upon compliance  with the  provisions of Section 2.5 of this  Agreement  with respect to any Mortgage  Loan, no
Mortgage  Note,  Mortgage or  Mortgage  File shall be  delivered  by the  Custodian  to the  Company,  the
Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2.      Reserved.

                  Section 3.3.      Custodian May Own  Certificates.  The  Custodian in its  individual or any other capacity may become the owner or pledgee of  Certificates  with the same rights it would have if it were not Custodian.

                  Section 3.4.      Master  Servicer  to Pay  Custodian's  Fees and  Expenses.  The Master
Servicer  covenants  and agrees to pay to the  Custodian  from time to time,  and the  Custodian  shall be entitled to,  reasonable  compensation for all services  rendered by it in the exercise and performance of any of the powers and duties  hereunder of the  Custodian,  and the Master  Servicer will pay or reimburse the Custodian upon its request for all reasonable  expenses,  disbursements  and advances incurred or made by the Custodian in accordance  with any of the  provisions of this  Agreement  (including  the reasonable compensation  and the expenses and  disbursements  of its counsel and of all persons not  regularly in its employ),  except any such expense,  disbursement  or advance as may arise from its negligence or bad faith or to the extent  that such cost or expense is  indemnified  by the  Company  pursuant  to the Pooling and
Servicing Agreement.

                  Section 3.5.      Custodian May Resign; Trustee May Remove Custodian.  The Custodian may
resign from the  obligations  and duties hereby imposed upon it as such  obligations  and duties relate to its acting as Custodian of the Mortgage  Loans.  Upon  receiving such notice of  resignation,  the Trustee shall either take  custody of the Mortgage  Files  itself and give prompt  written  notice  thereof to the
Company,  the Master  Servicer and the  Custodian,  or promptly  appoint a successor  Custodian by written instrument,  in duplicate,  one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor  Custodian.  If the Trustee  shall not have taken custody of the Mortgage  Files and no successor  Custodian  shall have been so appointed  and have  accepted  appointment  within 30 days after the  giving of such  notice of  resignation,  the  resigning  Custodian  may  petition  any court of competent jurisdiction for the appointment of a successor Custodian.

                  The  Trustee  may  remove  the  Custodian  at any time with the  consent  of the  Master
Servicer.  In such event,  the Trustee shall  appoint,  or petition a court of competent  jurisdiction  to appoint,  a successor  Custodian  hereunder.  Any successor  Custodian  shall be a depository  institution subject to supervision or  examination by federal or state  authority,  shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

                  Any  resignation or removal of the Custodian and  appointment  of a successor  Custodian pursuant  to any of the  provisions  of this  Section  3.5  shall  become  effective  upon  acceptance  of appointment  by the  successor  Custodian.  The Trustee  shall give  prompt  notice to the Company and the
Master Servicer of the appointment of any successor  Custodian.  No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.      Merger or  Consolidation  of  Custodian.  Any  Person  into  which the
Custodian may be merged or converted or with which it may be  consolidated,  or any Person  resulting from any  merger,  conversion  or  consolidation  to  which  the  Custodian  shall be a  party,  or any  Person succeeding to the business of the Custodian,  shall be the successor of the Custodian  hereunder,  without the  execution  or  filing  of any  paper or any  further  act on the part of any of the  parties  hereto,
anything  herein  to  the  contrary  notwithstanding;   provided  that  such  successor  is  a  depository
institution  subject to supervision  or  examination by federal or state  authority and is able to satisfy the other  requirements  contained  in Section  3.7 and is  unaffiliated  with the Master  Servicer or the
Company.

                  Section 3.7.      Representations  of the  Custodian.  The Custodian  hereby  represents that it is a  depository  institution  subject  to  supervision  or  examination  by a  federal  or  state authority,  has a combined capital and surplus of at least  $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                  Section 3.8.      Limitation  on  Liability.  Neither  the  Custodian  nor  any  of  its
directors,  officers, agents or employees,  shall be liable for any action taken or omitted to be taken by it or them  hereunder or in connection  herewith in good faith and reasonably  believed  (which belief may be based upon the  written  opinion or advice of counsel  selected  by it in the  exercise  of  reasonable care) by it or them to be within the purview of this  Agreement,  except for its or their own  negligence, lack of good faith or willful misconduct.  The  Custodian and any director,  officer, employee or agent of the  Custodian  may rely in good faith on any  document  of any kind prima  facie  properly  executed  and submitted  by any person with  authority  with respect to any related  matters  arising  hereunder.  In no event  shall the  Custodian  or its  directors,  officers,  agents and  employees  be held  liable for any special,  indirect or consequential  damages  resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

                  Notwithstanding  anything herein to the contrary,  the Custodian agrees to indemnify the
Trust Fund, the Trustee and each of their respective  employees,  representatives,  affiliates,  officers, directors  and  agents for any and all  liabilities,  obligations,  losses,  damages,  payments,  costs or expenses of any kind  whatsoever  that may be imposed on,  incurred by or asserted  against the Trustee or
Trust Fund or any such other respective Person,  due to any willful  misfeasance or negligent or bad faith performance or non-performance by the Custodian of its duties and  responsibilities  under this Agreement;
provided,  however,  that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount directly and solely resulting from the willful  misfeasance,  bad faith or negligence of such person,  and the Custodian's  reliance on written  instructions  from the Trustee or the Master  Servicer.  The provisions of this Section 3.8 shall survive the  termination of this Custodial
Agreement.

                  The Custodian  and its  directors,  officers,  employees and agents shall be entitled to indemnification  and defense from the Trust Fund for any loss,  liability or expense  incurred (other than as a result of any willful  misfeasance or negligent or bad-faith  performance or non-performance on their part),  arising  out of,  or in  connection  with,  the  acceptance  or  administration  of the  custodial arrangement  created  hereunder,  including  the costs and  expenses of defending  themselves  against any claim or  liability  in  connection  with the  exercise or  performance  of any of their  powers or duties hereunder.

                                               ARTICLE IV.
                                      COMPLIANCE WITH REGULATION AB

                  Section 4.1.      Intent   of  the   parties;   Reasonableness.   The   parties   hereto
acknowledge  and agree that the purpose of this  Article IV is to  facilitate  compliance  by the Company,
Master  Servicer and the Securities  Administrator  with the provisions of Regulation AB and related rules and regulations of the Commission.  The Company,  Master Servicer and the Securities  Administrator  shall not exercise its right to request  delivery of information  or other  performance  under these  provisions other than in good faith,  or for purposes other than  compliance  with the  Securities  Act, the Exchange
Act and the rules and  regulations of the  Commission  under the Securities Act and the Exchange Act. Each of the parties hereto  acknowledges that  interpretations  of the requirements of Regulation AB may change over time, whether due to interpretive  guidance provided by the Commission or its staff,  consensus among participants in the  mortgage-backed  securities markets,  advice of counsel, or otherwise,  and agrees to comply with requests made by the Company,  Master Servicer and the Securities  Administrator in good faith for  delivery  of  information  under  these  provisions  on the  basis  of  evolving  interpretations  of
Regulation AB to the extent  reasonably  practicable.  The Custodian shall  cooperate  reasonably with the
Company to deliver to the Company,  Master Servicer and Securities  Administrator  (including any of their respective assignees or designees), any and all disclosure,  statements, reports, certifications,  records and any other information  necessary in the reasonable,  good faith  determination of the Company,  Master
Servicer  and  Securities   Administrator   to  permit  the  Company,   Master   Servicer  and  Securities
Administrator to comply with the provisions of Regulation AB.

                  Section 4.2.      Additional Representations and Warranties of the Custodian.

                  (1)      The Custodian hereby  represents and warrants that the information with respect to  the  Custodian  set  forth  in  the  Prospectus  Supplement  under  the  caption  "Description  of the
Certificates - The Custodian"  (the  "Custodian  Disclosure")  does not contain any untrue  statement of a material  fact or omit to state a material  fact  required to be stated  therein or  necessary in order to make the  statements  therein,  in the  light  of the  circumstances  under  which  they  were  made,  not misleading.

                  (2)      The  Custodian  shall be  deemed to  represent  to the  Company  as of the date hereof and on each date on which  information  is provided to the Company under  Section 4.3 that,  except as  disclosed  in writing to the  Company  prior to such date:  (i) there are no aspects of its  financial condition  that  could  have  a  material  adverse  effect  on  the  performance  by it of  its  Custodian obligations  under  this  Agreement  or  any  other  securitization  transaction  as to  which  it is  the custodian;  (ii)  there  are no  material  legal  or  governmental  proceedings  pending  (or  known to be contemplated)  against it; and (iii) there are no affiliations,  relationships or transactions relating to the Custodian with respect to the Company or any sponsor, issuing entity, servicer,  trustee,  originator, significant  obligor,  enhancement or support provider or other material  transaction party (as such terms are used in  Regulation  AB)  relating to the  securitization  transaction  contemplated  by the  Original
Pooling and  Servicing  Agreement,  as  identified  by the Company to the  Custodian  in writing as of the
Closing Date (each, a "Transaction Party").

                  (3)      If so  requested by the Company on any date  following  the Closing  Date,  the
Custodian  shall,  within five Business Days  following  such request,  confirm in writing the accuracy of the  representations  and  warranties  set  forth  in  paragraph  (1) of  this  section  or,  if any  such representation  and  warranty is not  accurate  as of the date of such  confirmation,  provide  reasonably adequate  disclosure of the pertinent  facts, in writing,  to the requesting  party. Any such request from the Company  shall not be given more than once each  calendar  quarter,  unless the  Company  shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

                  Section 4.3.      Additional  Information to Be Provided by the  Custodian.  For so long as the  Certificates  are outstanding,  for the purpose of satisfying the Company's  reporting  obligation under the Exchange  Act with  respect to any class of  Certificates,  the  Custodian  shall (a) notify the
Company  and  the  Securities  Administrator  in  writing  of  any  material  litigation  or  governmental proceedings  pending against the Custodian that would be material to  Certificateholders,  and (b) provide to the Company and the Securities  Administrator a written  description of such  proceedings.  Any notices and  descriptions  required  under this Section 4.3 shall be given no later than five  Business Days prior to the  Determination  Date  following the month in which the Custodian has knowledge of the occurrence of the  relevant  event.  As of the date the Company or  Securities  Administrator  files each Report on Form
10-D or Form 10-K with respect to the  Certificates,  the Custodian  will be deemed to represent  that any information  previously  provided under this Section 4.3, if any, is materially  correct and does not have any material omissions unless the Custodian has provided an update to such information.

                  Section 4.4.      Report on  Assessment  of  Compliance  and  Attestation.  On or before
March 15 of each calendar year, the Custodian shall:

                  (1)      deliver to the Company, the Master Servicer and the Securities  Administrator a
report  (in form and  substance  reasonably  satisfactory  to the  Company,  the Master  Servicer  and the
Securities  Administrator)  regarding the Custodian's assessment of compliance with the Servicing Criteria during  the  immediately  preceding  calendar  year,  as  required  under  Rules  13a-18 and 15d-18 of the
Exchange Act and Item 1122 of  Regulation  AB. Such report  shall be addressed to the Company,  the Master
Servicer and the  Securities  Administrator  and signed by an  authorized  officer of the  Custodian,  and shall address each of the Servicing  Criteria  specified on a certification  substantially  in the form of
Exhibit Four hereto; and

                  (2)      deliver to the Master Servicer,  the Company and the Securities  Administrator,
a report of a  registered  public  accounting  firm  reasonably  acceptable  to the Master  Servicer,  the
Company and the  Securities  Administrator,  that attests to, and reports on, the assessment of compliance made by the Custodian and delivered  pursuant to the preceding  paragraph.  Such  attestation  shall be in accordance  with Rules  1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange
Act.

                  Section 4.5.      Indemnification; Remedies.

                  (1)      The Custodian shall indemnify the Company,  each affiliate of the Company,  the
Master Servicer, the Securities  Administrator,  the Trustee and each broker dealer acting as underwriter, placement agent or initial  purchaser of the  Certificates or each Person who controls any of such parties
(within  the meaning of Section 15 of the  Securities  Act and Section 20 of the  Exchange  Act);  and the
respective  present and former  directors,  officers,  employees and agents of each of the foregoing,  and shall hold each of them  harmless from and against any losses,  damages,  penalties,  fines,  forfeitures, legal fees and expenses and related costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i)      (A) any  untrue  statement  of a  material  fact  contained  or  alleged  to be
contained  in  the  Custodian  Disclosure  and  any  information,   report,  certification,   accountants'
attestation  or  other  material  provided  under  this  Article  IV by  or on  behalf  of  the  Custodian
(collectively,  the  "Custodian  Information"),  or (B) the  omission or alleged  omission to state in the
Custodian  Information a material fact required to be stated in the Custodian  Information or necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading; or

                  (ii)     any   failure  by  the   Custodian   to  deliver   any   information,   report,
certification, accountants' attestation or other material when and as required under this Article IV.

                  (2)      In the case of any failure of  performance  described in clause (ii) of Section
4.5(1),  the Custodian shall promptly reimburse the Company,  the Securities  Administrator and the Master
Servicer  for all costs  reasonably  incurred by the Company in order to obtain the  information,  report, certification, accountants' letter or other material not delivered as required by the Custodian.

                                                ARTICLE V.
                                         MISCELLANEOUS PROVISIONS

                  Section 5.1.      Notices.  All  notices,  requests,  consents  and  demands  and  other communications  required  under this Agreement or pursuant to any other  instrument or document  delivered hereunder shall be in writing and, unless otherwise  specifically  provided,  may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid,  return receipt  requested,  at the  addresses  specified on the  signature  page hereof  (unless  changed by the  particular  party whose address  is  stated  herein by  similar  notice  in  writing),  in which  case the  notice  will be deemed delivered when received.

                  Section 5.2.      Amendments.  No  modification  or amendment of or  supplement  to this
Agreement  shall be valid or  effective  unless the same is in writing and signed by all  parties  hereto, and neither the Company,  the Master Servicer,  the Securities  Administrator  nor the Trustee shall enter into any  amendment  hereof  except as permitted by the Pooling and Servicing  Agreement.  The  Securities
Administrator  shall give prompt  notice to the  Custodian of any  amendment or  supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

                  Section 5.3.      GOVERNING  LAW. THIS  AGREEMENT  SHALL BE DEEMED A CONTRACT MADE UNDER
THE LAWS OF THE STATE OF NEW YORK  WITHOUT  REFERENCE  TO ITS  CONFLICTS  OF LAW RULES (OTHER THAN SECTION
5-1401 OF THE NEW YORK GENERAL  OBLIGATIONS  LAW) AND SHALL BE CONSTRUED AND ENFORCED IN  ACCORDANCE  WITH
AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  Section 5.4.      Recordation of Agreement.  To the extent  permitted by applicable law, this Agreement is subject to recordation in all  appropriate  public offices for real property  records in all the counties or other comparable  jurisdictions  in which any or all of the properties  subject to the
Mortgages  are  situated,  and in any  other  appropriate  public  recording  office  or  elsewhere,  such recordation  to be  effected  by  the  Company  and  at the  Trust's  expense,  but  only  upon  direction accompanied  by an  Opinion of  Counsel  reasonably  satisfactory  to the  Company to the effect  that the failure to effect such  recordation  is likely to  materially  and  adversely  affect the interests of the
Certificateholders.

                  For the purpose of  facilitating  the  recordation of this Agreement as herein  provided and for other  purposes,  this  Agreement may be executed  simultaneously  in any number of  counterparts, each of which counterparts  shall be deemed to be an original,  and such counterparts shall constitute but one and the same instrument.

                  Section 5.5.      Severability  of  Provisions.  If any one or  more  of the  covenants, agreements,  provisions or terms of this Agreement shall be for any reason  whatsoever held invalid,  then such covenants,  agreements,  provisions or terms shall be deemed severable from the remaining  covenants, agreements,  provisions  or  terms  of  this  Agreement  and  shall  in no  way  affect  the  validity  or enforceability  of the other  provisions  of this  Agreement or of the  Certificates  or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                                    CITIBANK, N.A., as Trustee

388 Greenwich Street, 14th Floor
New York, New York 10013                                    By:
                                                            Name:
Attention: Structured Finance Agency & Trust—BSALTA 2006-8  Title:
Telecopy: (212) 816-5527

Address:                                                    STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

383 Madison Avenue                                          By:
New York, New York 10179                                    Name:
                                                            Title:

Address:                                                    WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master
                                                            Servicer and Securities Administrator
9062 Old Annapolis
Columbia, Maryland 21045                                    By:
Attention: BSALTA 2006-8                                    Name:
                                                            Title:

Address:                                                    WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

1015 10th Avenue                                            By:
Minneapolis, Minnesota 55414                                Name:
Attention: BSALTA 2006-8                                    Title:
Telecopier: (612) 667-1068

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )

                  On the   28th day of December,  2006,  before me, a notary public in and for said State, personally appeared  _______________,  known to me to be a _________________of  CITIBANK, N.A., a national banking  association  that  executed  the  within  instrument,  and also  known to me to be the person who executed it on behalf of said  association  and  acknowledged  to me that such  association  executed  the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                                     _____________________________
                                                                             Notary Public

[SEAL]

STATE OF MINNESOTA  )
                    ) ss.:
COUNTY OF HENNEPIN  )

                  On the 28th day of  December,  2006,  before me, a notary  public in and for said State, personally  appeared  Leigh  Taylor,  known to me to be a Vice  President  of Wells Fargo  Bank,  National
Association,  a national banking association that executed the within instrument,  and also known to me to be the person who executed it on behalf of said  national  banking  association,  and  acknowledged  to me that such national banking association executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                                     ______________________________
                                                                             Notary Public

[SEAL]

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )

                  On the 28th day of  December,  2006,  before me, a notary  public in and for said State, personally  appeared Baron  Silverstein,  known to me to be a Senior Managing Director of Structured Asset
Mortgage  Investments II Inc., one of the companies  that executed the within  instrument,  and also known to me to be the  person  who  executed  it on behalf of said  company,  and  acknowledged  to me that such company executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                                     ______________________________
                                                                             Notary Public

[Notarial Seal]

STATE OF MARYLAND  )
                   )ss.:
COUNTY OF HOWARD   )

                  On the 28th day of  December,  2006,  before me, a notary  public in and for said State, personally  appeared  __________________,  known to me to be a/an  _____________________  of  Wells  Fargo
Bank, National Association,  a national banking association that executed the within instrument,  and also known to me to be the  person  who  executed  it on  behalf  of said  national  banking  association,  and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                                     ______________________________
                                                                             Notary Public

[Notarial Seal]

                                                SCHEDULE I

                                          MORTGAGE LOAN SCHEDULE

                                               EXHIBIT ONE

                                 FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                                       __, 20__

CITIBANK, N.A.                                              Structured Asset Mortgage
388 Greenwich Street, 14th Floor                            Investments II Inc.
New York, New York 10013                                    383 Madison Avenue
Attn:  Structured Finance Agency & Trust—BSALTA 2006-8      New York, New York 10179

Wells Fargo Bank, National Association
9062 Old Annapolis
Columbia, Maryland 21045
Attention: BSALTA 2006-8

Attention: Structured Asset Mortgage Investments II Inc.
Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-8

                  Re:      Custodial  Agreement,  dated as of December 28, 2006, by and among CITIBANK,  N.A., Structured Asset Mortgage Investments
                           II Inc. and Wells Fargo Bank, National  Association relating
                           to  Bear  Stearns   ALT-A  Trust,   Mortgage   Pass-Through
                           Certificates, Series 2006-8

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned  Custodial Agreement,  and subject to Section 2.02 of the Pooling and Servicing Agreement,  the undersigned,  as Custodian,  hereby certifies that it has received a Mortgage File (which  contains an original  Mortgage  Note or lost note  affidavit)
to the extent  required in Section  2.01 of the  Pooling  and  Servicing  Agreement  with  respect to each
Mortgage  Loan listed in the Mortgage Loan  Schedule,  with any  exceptions  listed on Schedule A attached hereto.

                  Capitalized  words and phrases used herein shall have the respective  meanings  assigned to them in the above-captioned Custodial Agreement.

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                     By:
                                                            Name:
                                                            Title:

                                               EXHIBIT TWO

                                 FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                                       _________, 20__

CITIBANK, N.A.                                              Structured Asset Mortgage
388 Greenwich Street, 14th Floor                            Investments II Inc.
New York, New York 10013                                    383 Madison Avenue
Attn:  Structured Finance Agency & Trust—BSALTA 2006-8      New York, New York 10179

Wells Fargo Bank, National Association
9062 Old Annapolis
Columbia, Maryland 21045
Attention: BSALTA 2006-8

Attention:  Structured Asset Mortgage Investments II Inc.
Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-8

                  Re:   Custodial  Agreement,  dated as of December  28,  2006,  by and among CITIBANK,  N.A., Structured Asset Mortgage Investments II
                        Inc.  and Wells Fargo Bank,  National  Association  relating to
                        Bear Stearns ALT-A Trust, Mortgage Pass-Through  Certificates,
                        Series 2006-8

Ladies and Gentlemen:

                  In  accordance  with  Section  2.3  of  the  above-captioned  Custodial  Agreement,  the undersigned,  as Custodian,  hereby  certifies that it has received a Mortgage File to the extent required pursuant  to Section  2.01 of the Pooling and  Servicing  Agreement  with  respect to each  Mortgage  Loan listed in the  Mortgage  Loan  Schedule,  and it has reviewed  the  Mortgage  File and the  Mortgage  Loan
Schedule and has  determined  that:  all required  documents have been executed and received and that such documents  related to the Mortgage  Loans  identified on the Mortgage Loan  Schedule,  with any exceptions listed on Schedule A attached hereto.

                  Capitalized  words and phrases used herein shall have the respective  meanings  assigned to them in the above-captioned Custodial Agreement.

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                     By:
                                                            Name:
                                                            Title:

                                              EXHIBIT THREE

                                  FORM OF CUSTODIAN FINAL CERTIFICATION

                                                                       __________, 20__

CITIBANK, N.A.                                              Structured Asset Mortgage
388 Greenwich Street, 14th Floor                            Investments II Inc.
New York, New York 10013                                    383 Madison Avenue
Attn:  Structured Finance Agency & Trust—BSALTA 2006-8      New York, New York 10179

Wells Fargo Bank, National Association
9062 Old Annapolis
Columbia, Maryland 21045
Attention: BSALTA 2006-8

Attention: Structured Asset Mortgage Investments II Inc.
Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-8

                  Re:   Custodial  Agreement,  dated as of December  28,  2006,  by and among CITIBANK,  N.A., Structured Asset Mortgage Investments II
                        Inc.  and Wells Fargo Bank,  National  Association  relating to
                        Bear Stearns ALT-A Trust, Mortgage Pass-Through  Certificates,
                        Series 2006-8

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the  above-captioned  Custodial  Agreement and subject to Section  2.02(b) of the  Pooling  and  Servicing  Agreement,  the  undersigned,  as  Custodian,  hereby certifies  that,  subject  to any  exceptions  listed on  Schedule A attached  hereto,  it has  received a
Mortgage File with respect to each Mortgage  Loan listed in the Mortgage  Loan  Schedule  containing  with respect to each such Mortgage Loan:

                  (i)   The original  Mortgage  Note,  endorsed  without  recourse (A) to the order of the
         Trustee  or (B) in the case of a Mortgage  Loan in the MERS  System,  in blank,  and in each case showing an unbroken chain of  endorsements  from the originator  thereof to the Person  endorsing it to the Trustee or a lost note affidavit together with a copy of the related Mortgage Note;

                  (ii)  the original  Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language  indicating  that such Mortgage Loan is a MOM Loan,  which shall have  been  recorded  (or if the  original  is not  available,  a copy),  with  evidence  of such recording indicated thereon;

                  (iii) unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment  (which may be in the form of a  blanket  assignment  if  permitted  in the  jurisdiction  in  which  the
         Mortgaged  Property is located) to CITIBANK,  N.A., as Trustee,  with evidence of recording  with respect to each Mortgage Loan in the name of the Trustee thereon;

                  (iv)  all intervening assignments of the Security Instrument,  if applicable and only to the extent available to the Seller with evidence of recording thereon;

                  (v)   the original or a copy of the policy or certificate of primary  mortgage  guaranty insurance, to the extent available, if any,

                  (vi)  the  original  policy  of title  insurance  or  mortgagee's  certificate  of title insurance or commitment or binder for title insurance, and

                  (vii) originals of all modification agreements, if applicable and available.

                  Capitalized  words and phrases used herein shall have the respective  meanings  assigned to them  in the  above-captioned  Custodial  Agreement  or in the  Pooling  and  Servicing  Agreement,  as
applicable.

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                     By:
                                                            Name:
                                                            Title:

                                               EXHIBIT FOUR

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Custodian shall address,  at a minimum,  the criteria identified as below as "Applicable Servicing Criteria";

-------------------------------------------------------------------------------------- ----------------------
                                                                                            Applicable
                                 Servicing Criteria                                     Servicing Criteria
-------------------------------------------------------------------------------------- ----------------------
      Reference                                   Criteria
----------------------- -------------------------------------------------------------- ----------------------
                                      General Servicing Considerations
----------------------- -------------------------------------------------------------- ----------------------
                        Policies and procedures are instituted to monitor any
                        performance or other triggers and events of default in
1122(d)(1)(i)           accordance with the transaction agreements
----------------------- -------------------------------------------------------------- ----------------------
                        If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor
1122(d)(1)(ii)          the third party's performance and compliance with such
                        servicing activities
----------------------- -------------------------------------------------------------- ----------------------
                        Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)         back-up servicer for the pool assets are maintained.
----------------------- -------------------------------------------------------------- ----------------------
                        A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                        throughout the reporting period in the amount of coverage
1122(d)(1)(iv)          required by and otherwise in accordance with the terms of
                        the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------

                                     Cash Collection and Administration
----------------------- -------------------------------------------------------------- ----------------------
                        Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and
1122(d)(2)(i)           identification, or such other number of days specified in
                        the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Disbursements made via wire transfer on behalf of an obligor
1122(d)(2)(ii)          or to an investor are made only by authorized personnel.
----------------------- -------------------------------------------------------------- ----------------------
                        Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                        charged for such advances are made, reviewed and approved as
1122(d)(2)(iii)         specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        The related accounts for the transaction, such as cash
                        reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with
1122(d)(2)(iv)          respect to commingling of cash) as set forth in the
                        transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                        agreements.  For purposes of this criterion, "federally
                        insured depository institutions" with respect to a foreign financial institution means a foreign financial institution
1122(d)(2)(v)           that meets the requirements of Rule 13k-1(b)(1) of the
                        Securities Exchange Act.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent
                        unauthorized access.
----------------------- -------------------------------------------------------------- ----------------------
                        Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including
                        custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B)
                        prepared within 30 calendar days after the bank statement
                        cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than ther person who prepared the reconciliations; and
                        (D) contain explanations for reconciling items, These
1122(d)(2)(vii)         reconciling items are resolved within 90 calendar days of
                        their original identification, or such other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------

                                     Investor Remittances and Reporting
----------------------- -------------------------------------------------------------- ----------------------
                        Reports to investors, including those to be filed with the
                        Commission, are maintained in accordance with the
                        transaction agreements and applicable Commission
                        requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction
                        agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or
1122(d)(3)(i)           the trustee's records as to the total unpaid principal
                        balance and number of pool assets serviced by the servicer.
----------------------- -------------------------------------------------------------- ----------------------
                        Amounts due to investors are allocated and remitted in
                        accordance with timeframes, distribution priority and other
1122(d)(3)(ii)          terms set forth in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Disbursements made to an investor are posted within two
                        business days to the servicer's investor records, or such
1122(d)(3)(iii)         other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)          custodial bank statements.
----------------------- -------------------------------------------------------------- ----------------------

                                          Pool Asset Administration
----------------------- -------------------------------------------------------------- ----------------------
                        Collateral or security on pool assets is maintained as                   v
1122(d)(4)(i)           required by the transaction agreements or related asset pool documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Pool assets and related documents are safeguarded as                     v*
1122(d)(4)(ii)          required by the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
1122(d)(4)(iii)         conditions or requirements in the transaction agreements
----------------------- -------------------------------------------------------------- ----------------------
                        Payments on pool assets, including any payoffs, made in
                        accordance with the related pool asset documents are posted to the servicer's obligor records maintained no more than
                        two business days after receipt, or such other number of
                        days specified in the transaction agreements, and allocated
1122(d)(4)(iv)          to principal, interest or other items (e.g., escrow) in
                        accordance with the related pool asset documents.
----------------------- -------------------------------------------------------------- ----------------------
                        The servicer's records regarding the pool assets agree with
1122(d)(4)(v)           the servicer's records with respect to an obligor's unpaid principal balance.
----------------------- -------------------------------------------------------------- ----------------------
                        Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance
1122(d)(4)(vi)          with the transaction agreements and related pool asset
                        documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Loss mitigation of recovery actions (e.g., forbearance
                        plans, modifications and deed in lieu of foreclosure,
                        foreclosures and repossessions, as applicable) are
                        initiated, conducted and concluded in accordance with the
1122(d)(4)(vii)         timeframes or other requirements established by the
                        transaction documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases
1122(d)(4)(viii)        where delinquency is deemed temporary (e.g., illness or
                        unemployment).
----------------------- -------------------------------------------------------------- ----------------------
                        Adjustments to interest rates or rates of return for pool
1122(d)(4)(ix)          assets with  variable rates are computed based on the
                        related pool asset documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Regarding any funds held in trust for an obligor (such as
                        escrow accounts); (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an
                        annual basis, or such other period specified in the
                        transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are
                        returned to the obligor within 3- calendar days of full
1122(d)(4)(x)           repayment of the related pool asset, or such other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Payments made on behalf of an obligor (such as tax ore
                        insurance payments) are made on or before the related
                        penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
                        support has been received by the service at least 30
1122(d)(4)(xi)          calendar days prior to these dates, or such other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late
1122(d)(4)(xii)         payment was due to the obligor's error or omission.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                        transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible funds are
                        recognized and recorded in accordance with the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(4)(xv)          Any external enhancement or other support, identified in
                        item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------

* Only with respect to the logistics of adding, removing or substituting loan files.

                                                                                                                        EXHIBIT H-1

                                           AMENDED AND RESTATED
                             FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

                                                 between

                                  BANK OF AMERICA, NATIONAL ASSOCIATION,
                                        as Seller and as Servicer,

                                                   and

                                         EMC MORTGAGE CORPORATION
                                               as Purchaser

                                              April 1, 2005

                                        Residential Mortgage Loans

                                                 EXHIBITS

EXHIBIT 1         MORTGAGE LOAN DOCUMENTS

EXHIBIT 2         CONTENTS OF EACH MORTGAGE FILE

EXHIBIT 3         UNDERWRITING GUIDELINES

EXHIBIT 4         FORM OF LOST NOTE AFFIDAVIT

EXHIBIT 5         FORM OF MONTHLY REMITTANCE REPORT

EXHIBIT 6         FORM OF TERM SHEET

EXHIBIT 7         FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

                                           AMENDED AND RESTATED
                             FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

         THIS AMENDED AND RESTATED  FLOW MORTGAGE LOAN SALE AND  SERVICING  AGREEMENT  (the  "Agreement"),
dated April 1,  2005, is hereby executed by and between EMC MORTGAGE CORPORATION,  a Delaware corporation,
as  purchaser  (the  "Purchaser"),   and  BANK  OF  AMERICA,  NATIONAL  ASSOCIATION,  a  national  banking association, as seller (the "Seller") and as servicer (the "Servicer").

                                               WITNESSETH:

         WHEREAS,  the Seller,  the Servicer and the  Purchaser  are parties to a Flow  Mortgage Loan Sale and Servicing  Agreement,  dated as of March 1, 2003, as amended by Amendment  No. 1 to Flow Mortgage Loan
Sale and Servicing  Agreement,  dated as of December 1, 2003, and by Amendment No. 2 to Flow Mortgage Loan
Sale and Servicing Agreement,  dated as of August 25, 2004 (collectively,  the "Existing Flow Agreement"), each by and among the Seller, the Servicer and the Purchaser; and

         WHEREAS,  the  Seller has agreed to sell from time to time to the  Purchaser,  and the  Purchaser has agreed to purchase from time to time from the Seller,  certain conventional,  residential,  first-lien mortgage loans (the "Mortgage Loans") as described herein on a  servicing-retained  basis, and which shall be delivered as whole loans as provided herein; and

         WHEREAS,  the Mortgage  Loans will be sold by the Seller and  purchased by the Purchaser as pools or groups of whole loans,  servicing  retained  (each, a "Mortgage  Loan Package") on the various  Closing
Dates as provided herein; and

         WHEREAS,  each of the  Mortgage  Loans  will be  secured  by a  mortgage,  deed of trust or other security  instrument  creating  a  first  lien  on a  residential  dwelling  located  in the  jurisdiction indicated  on the  related  Mortgage  Loan  Schedule  which will be  annexed  to a Term Sheet (as  defined herein) on the related Closing Date; and

         WHEREAS,  the  Purchaser,  the  Seller  and the  Servicer  wish to  prescribe  the  manner of the conveyance, servicing and control of the Mortgage Loans;

         NOW,  THEREFORE,  in  consideration of the premises and mutual  agreements set forth herein,  and for other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged, the  Purchaser,  the Seller and the Servicer  agree that the Existing Flow Agreement is hereby amended and restated in its entirety as set forth in the heading and recitals hereto and as follows:

         Definitions.

         For  purposes of this  Agreement,  the  following  capitalized  terms  shall have the  respective meanings set forth below.

         Adjustable  Rate Mortgage  Loan: A Mortgage Loan that contains a provision  pursuant to which the
Mortgage Interest Rate is adjusted periodically.

         Adjustment  Date:  As to each  Adjustable  Rate  Mortgage  Loan,  the date on which the  Mortgage
Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

         Agreement:  This Amended and Restated Flow Mortgage Loan Sale and Servicing  Agreement  including all exhibits, schedules, amendments and supplements hereto.

         ALTA:  The American Land Title Association or any successor thereto.

         Appraised  Value:  With respect to any  Mortgaged  Property,  the lesser of (i) the value thereof as determined  by a Qualified  Appraiser at the time of  origination  of the Mortgage  Loan,  and (ii) the purchase  price  paid for the  related  Mortgaged  Property  by the  Mortgagor  with the  proceeds  of the
Mortgage  Loan;  provided,  however,  that in the case of a Refinanced  Mortgage  Loan,  such value of the
Mortgaged  Property is based solely upon the value  determined by an appraisal  made for the originator of such Refinanced  Mortgage Loan at the time of origination of such Refinanced  Mortgage Loan by a Qualified
Appraiser.

         Assignment  of  Mortgage:  An  individual  assignment  of the  Mortgage,  notice of  transfer  or equivalent  instrument in recordable  form,  sufficient  under the laws of the  jurisdiction  in which the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

         BPP Addendum:  With respect to any BPP Mortgage  Loan, a Borrowers  Protection  Plan® addendum to the  related  Mortgage  Note  pursuant  to which the  Servicer  agrees to cancel (i)  certain  payments of principal and interest on the related  Mortgage  Loan for up to twelve (12) months upon the  disability or involuntary  unemployment  of the  Mortgagor or (ii) the  outstanding  principal  balance of such Mortgage
Loan upon the  accidental  death of the  Mortgagor,  subject to the terms  thereof.  When used  herein,  a
Mortgage Loan to which such BPP Addendum relates is a BPP Mortgage Loan, to the extent not so stated.

         BPP Fees:  With respect to any BPP Mortgage  Loan,  any fees payable by a Mortgagor for the right to cancel any  portion of  principal  or  interest  of a BPP  Mortgage  Loan  pursuant to the terms of the related BPP Addendum.

         BPP Mortgage  Loan:  Any Mortgage  Loan which  includes a BPP Addendum  under which the Mortgagor accepted the Seller's  Borrowers  Protection  Plan® and is  identified  on the Mortgage Loan Schedule as a
BPP Mortgage Loan, provided that such BPP Addendum has not been terminated in accordance with its terms.

         BPP Mortgage Loan Payment:  With respect to any BPP Mortgage  Loan,  the Monthly  Covered  Amount
or Total Covered Amount, if any, payable by the Servicer pursuant to Subsection 11.25.

         Business  Day:  Any day other than a Saturday  or Sunday,  or a day on which  banking and savings and loan  institutions  in the States of New York,  California or Virginia are  authorized or obligated by law or executive order to be closed.

         Closing  Date:  The date or dates,  set forth in the related Term Sheet,  on which the  Purchaser from  time to time  shall  purchase  and the  Seller  from  time to time  shall  sell the  Mortgage  Loans identified on the related Mortgage Loan Schedule attached thereto.

         CLTA:  The California Land Title Association or any other successor thereto.

         Code:  The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         Condemnation  Proceeds:  All  awards,  compensation  and  settlements  in  respect  of  a  taking
(whether  permanent  or  temporary)  of all or part of a  Mortgaged  Property  by exercise of the power of condemnation or the right of eminent  domain,  to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Consumer  Information:  Information  including,  but not  limited  to, all  personal  information about the Mortgagors that is supplied to the Seller by or on behalf of the Mortgagors.

         Convertible  Mortgage  Loan:  An  Adjustable  Rate Mortgage Loan that by its terms and subject to certain  conditions  allows the Mortgagor to convert the  adjustable  Mortgage  Interest Rate thereon to a fixed Mortgage Interest Rate.
         Covered  Loan:  A Mortgage  Loan  categorized  as  "Covered"  pursuant  to the  Standard & Poor's
Glossary for File Format for LEVELS®  Version 5.6,  Appendix E, as revised from time to time and in effect on each related Closing Date.

         Custodial Account:  As defined in Subsection 11.04.

         Customary Servicing Procedures:  Procedures  (including collection  procedures) that the Servicer customarily  employs and exercises in servicing and  administering  mortgage loans for its own account and which are in accordance with accepted  mortgage  servicing  practices of prudent lending  institutions and the Fannie Mae Guides.

         Cut-off  Date:  With  respect to each  Mortgage  Loan,  the first day of the month of the related
Closing Date as set forth in the related Term Sheet.

         Cut-off Date Principal  Balance:  The aggregate Stated  Principal  Balance of the Mortgage Loans, set forth in the  related  Term  Sheet,  as of the  related  Cut-off  Date which is  determined  after the application,  to the  reduction  of  principal,  of  payments  of  principal  due on or before the related
Cut-off Date, whether or not collected,  and of Principal  Prepayments received before the related Cut-off
Date.

         Deleted  Mortgage  Loan: A Mortgage Loan  replaced or to be replaced  with a Substitute  Mortgage
Loan in accordance with this Agreement.

         Determination  Date:  With respect to each  Remittance  Date,  the 15th day (or, if such 15th day is not a Business Day, the following Business Day) of the month in which such Remittance Date occurs.

         Due Date:  With  respect  to each  Remittance  Date,  the  first  day of the month in which  such
Remittance  Date  occurs,  which  is the day on which  the  Monthly  Payment  is due on a  Mortgage  Loan, exclusive of any days of grace.

         Due Period:  With  respect to each  Remittance  Date,  the period  beginning on the second day of the month  preceding  the month of the  Remittance  Date,  and ending on the first day of the month of the
Remittance Date.

         Eligible Investments:  Any one or more of the following obligations or securities:

                  direct  obligations  of,  and  obligations  fully  guaranteed  by the  United  States of
         America or any agency or  instrumentality  of the United  States of America  the  obligations  of which are backed by the full faith and credit of the United States of America;

                  (a) demand  or time  deposits,  federal  funds or  bankers'  acceptances  issued  by any depository  institution  or trust  company  incorporated  under the laws of the United  States of
         America or any state thereof and subject to supervision  and  examination by federal and/or state banking  authorities,  provided that the commercial  paper and/or the  short-term  deposit rating and/or the long-term  unsecured debt  obligations or deposits of such  depository  institution or trust  company  at the time of such  investment  or  contractual  commitment  providing  for such investment  are rated in one of the two  highest  rating  categories  by each  Rating  Agency and
         (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  repurchase  obligations  with a term not to exceed  thirty (30) days and with respect to
         (a) any security  described in clause (i)   above and entered into with a depository  institution
         or trust company (acting as principal) described in clause (ii)(a) above;

                  securities   bearing   interest  or  sold  at  a  discount  issued  by  any  corporation incorporated  under the laws of the United  States of America or any state thereof that are rated in one of the  two  highest  rating  categories  by  each  Rating  Agency  at the  time  of  such investment or contractual  commitment  providing for such  investment;  provided,  however,  that securities  issued by any particular  corporation will not be Eligible  Investments to the extent that investments  therein will cause the then outstanding  principal amount of securities  issued by such corporation and held as Eligible  Investments to exceed 10% of the aggregate  outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

                  commercial  paper  (including  both   non-interest-bearing   discount   obligations  and
         interest-bearing  obligations  payable  on demand or on a  specified  date not more than one year after the date of issuance  thereof) which is rated in one of the two highest  rating  categories by each Rating Agency at the time of such investment;

                  any other demand,  money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

                  any  money  market  funds  the  collateral  of  which  consists  of  obligations   fully
         guaranteed  by the  United  States of  America  or any  agency or  instrumentality  of the United
         States of  America  the  obligations  of which are  backed  by the full  faith and  credit of the
         United  States of America  (which  may  include  repurchase  obligations  secured  by  collateral described in  clause (i))  and other  securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

         provided,  however,  that no  instrument  or  security  shall be an Eligible  Investment  if such instrument  or  security  evidences  a right  to  receive  only  interest  payments  with  respect  to the obligations  underlying  such  instrument or if such security  provides for payment of both  principal and interest  with a yield  to  maturity  in  excess  of  120%  of the  yield  to  maturity  at par or if such investment or security is purchased at a price greater than par.

         Escrow Account:  As defined in Subsection 11.06.

         Escrow Payments:  The amounts  constituting  ground rents, taxes,  assessments,  Primary Mortgage
Insurance  Policy premiums,  fire and hazard insurance  premiums,  flood insurance  premiums,  condominium charges  and other  payments  as may be  required  to be  escrowed  by the  Mortgagor  with the  Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

         Event of Default:  Any one of the conditions or circumstances enumerated in Subsection 13.01.

         Fannie  Mae:  The entity  formerly  known as the Federal  National  Mortgage  Association  or any
successor thereto.

         Fannie Mae Guides:  The Fannie Mae  Sellers'  Guide and the Fannie Mae  Servicers'  Guide and all
amendments or additions thereto.

         FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

         Fidelity  Bond:  The  fidelity  bond  required  to  be  obtained  by  the  Servicer  pursuant  to
Subsection 11.12.

         FIRREA:  The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of 1989, as amended and in effect from time to time.

         First  Remittance  Date:  With respect to each Mortgage  Loan  Package,  the 18th day (or if such
18th day is not a  Business  Day,  the  Business  Day  immediately  following  such 18th day) of the month following the related Closing Date.

         Freddie  Mac: The entity  formerly  known as the Federal Home Loan  Mortgage  Corporation  or any
successor thereto.

         Freddie Mac Guide:  The Freddie Mac Single  Family  Seller/Servicer  Guide and all  amendments or additions thereto.

         GAAP:  Generally accepted accounting principles consistently applied.

         Gross Margin:  With respect to each  Adjustable Rate Mortgage Loan, the fixed  percentage  amount set forth in each related  Mortgage  Note and  Mortgage  which is added to the Index in order to determine the related Mortgage Interest Rate.
         High Cost Loan:  A Mortgage Loan  classified  as (a) a "high cost" loan under the Home  Ownership and Equity Protection Act of 1994, as amended,  (b) a "high cost home," "threshold,"  "covered" (excluding
New Jersey  "covered  home  loans" as that term is defined  in clause (i) of the  definition  of that term under the New Jersey Home  Ownership  Security Act of 2002 (as amended) that were not  originated  between
November  26,  2003 and July 7,  2004),  "high risk  home,"  "predatory"  or similar  loan under any other applicable  state,  federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the
Standard & Poor's  Glossary for File Format for LEVELS®  Version 5.6,  Appendix E, as revised from time to time and in effect on each related Closing Date.

         HUD:  The United States Department of Housing and Urban Development or any successor thereto.

         Index:  With respect to any Adjustable  Rate Mortgage Loan, the index  identified on the Mortgage
Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating interest thereon.

         Initial Rate Cap: As to each  Adjustable  Rate Mortgage  Loan,  the maximum  increase or decrease in the Mortgage Interest Rate on the first Adjustment Date as provided in the related Mortgage Note.

         Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

         Lifetime  Rate Cap: As to each  Adjustable  Rate Mortgage  Loan,  the maximum  Mortgage  Interest
Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

         Liquidation  Proceeds:  The proceeds  received in connection  with the liquidation of a defaulted
Mortgage  Loan  through  trustee's  sale,  foreclosure  sale or  otherwise,  other than  amounts  received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

         Loan-to-Value  Ratio:  With respect to any  Mortgage  Loan as of any date of  determination,  the ratio,  expressed  as a  percentage,  on such date of the  outstanding  principal  balance of the Mortgage
Loan, to the Appraised Value of the related Mortgaged Property.

         LTV:  Loan-to-Value Ratio.

         Monthly  Covered  Amount:  With respect to any BPP Mortgage Loan, the amount of any principal and interest  due by a  Mortgagor  and  cancelled  for any  month  pursuant  to the terms of the  related  BPP
Addendum upon the disability or involuntary unemployment of such Mortgagor.

         Monthly  Payment:  With respect to any Mortgage  Loan,  the  scheduled  payment of principal  and interest  payable by a Mortgagor under the related  Mortgage Note on each Due Date, which such payment may change on any  Adjustment  Date as provided in the related  Mortgage Note and Mortgage for any  Adjustable
Rate Mortgage Loan.

         Mortgage:  The  mortgage,  deed of  trust  or  other  instrument  creating  a  first  lien on the
Mortgaged Property securing the Mortgage Note.

         Mortgage File:  With respect to any Mortgage  Loan, the items listed in Exhibit 2  hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage  Interest  Rate:  With respect to each Mortgage  Loan, the annual rate at which interest accrues  on such  Mortgage  Loan  from  time to time in  accordance  with the  provisions  of the  related
Mortgage  Note,  including,  but not limited to, the  limitations  on such  interest  rate  imposed by the
Initial Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap, if any.

         Mortgage  Loan:  Each mortgage loan sold,  assigned and  transferred  pursuant to this  Agreement and  identified  on the  Mortgage  Loan  Schedule  annexed to the related Term Sheet,  including,  without limitation,  the  Mortgage  File,  the Monthly  Payments,  Principal  Prepayments,  Liquidation  Proceeds,
Condemnation  Proceeds,  Insurance Proceeds,  REO Disposition  Proceeds,  and all other rights,  benefits, proceeds and obligations arising from or in connection with such mortgage loan.

         Mortgage Loan  Documents:  With respect to any Mortgage Loan,  the documents  listed in Exhibit 1 hereto.

         Mortgage  Loan  Package:  The pool or group  of whole  loans  purchased  on a  Closing  Date,  as described in the Mortgage Loan Schedule annexed to the related Term Sheet.

         Mortgage Loan  Remittance  Rate:  With respect to any Mortgage  Loan, the annual rate of interest payable to the  Purchaser,  which shall be equal to the related  Mortgage  Interest Rate minus the related
Servicing Fee Rate.

         Mortgage Loan  Schedule:  With respect to each  Mortgage  Loan Package,  the schedule of Mortgage
Loans  annexed to the related  Term Sheet (and  delivered in  electronic  format to the  Purchaser),  such schedule  as  setting  forth the  following  information  with  respect  to each  Mortgage  Loan:  (1) the
Servicer's  Mortgage Loan  identifying  number;  (2) a code indicating  whether the Mortgaged  Property is owner-occupied,  a second  home or an  investment  property;  (3) the  property  type  for each  Mortgaged
Property;  (4) the  original  months to maturity  and the  remaining  months to maturity  from the Cut-off
Date; (5) the  Loan-to-Value Ratio at origination;  (6) the Mortgage Interest Rate as of the Cut-off Date;
(7) the date on which the first  Monthly  Payment was due on the Mortgage  Loan,  and, if such date is not the Due Date  currently in effect,  such Due Date;  (8) the stated  maturity  date;  (9) the amount of the
Monthly Payment as of the Cut-off Date;  (10) the  paid-through  date;  (11) the original principal amount of the Mortgage Loan;  (12) the Stated Principal  Balance of the Mortgage Loan as of the close of business on the  Cut-off  Date;  (13) the  Mortgage  Loan  Remittance  Rate as of the  Cut-off  Date;  (14) a  code indicating the purpose of the Mortgage Loan;  (15) a code  indicating the  documentation  style;  (16) the
Appraised  Value;  (17) the  identity of the Seller;  (18) the  street address of the Mortgaged  Property, including  the city,  state and zip code;  (19) the  number of times during the  twelve (12)  month period preceding the Closing Date that any Monthly  Payment has been received  more than  thirty (30)  days after its Due Date;  (20) a code  indicating  whether or not the Mortgage Loan is subject to a Primary  Mortgage
Insurance  Policy;  (21) the  date on which the  Mortgage  Loan was  originated;  (22) a  code  indicating whether the  Mortgage  contains a prepayment  penalty  provision  together  with the type and term of such penalty;  (23) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;  (24) with respect to each  Adjustable  Rate Mortgage  Loan,  the Lifetime Rate Cap; (25) with respect to each  Adjustable  Rate
Mortgage  Loan,  the Periodic  Rate Cap; (26) with respect to each  Adjustable  Rate  Mortgage  Loan,  the
Initial  Rate Cap;  (27) with  respect  to each  Adjustable  Rate  Mortgage  Loan,  the  Adjustment  Date;
(28) with  respect to each Adjustable Rate Mortgage Loan, a code indicating the type of Index; (29) a code indicating  whether the  Mortgage  Loan has a  mandatory  arbitration  clause and (30) a  code  indicating whether the Mortgage  Loan is a BPP  Mortgage  Loan.  With  respect to the Mortgage  Loans on the Mortgage
Loan Schedule in the aggregate,  the Mortgage Loan Schedule shall set forth the following information,  as of the  Cut-off  Date:  (i) the  number of  Mortgage  Loans;  (ii) the  Cut-off  Date  Principal  Balance;
(iii) the  weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the weighted average months to maturity of the Mortgage  Loans;  (v) with respect to each  Adjustable Rate Mortgage Loan, the weighted average  Lifetime  Rate Cap; and (vi) with respect to each  Adjustable  Rate Mortgage  Loan,  the weighted average Gross Margin.

         Mortgage  Note: The original  executed note or other  evidence of the Mortgage Loan  indebtedness of a Mortgagor, including any riders or addenda thereto.

         Mortgaged  Property:  The  Mortgagor's  real property  securing  repayment of a related  Mortgage
Note,  consisting of a fee simple  interest in a single parcel of real property  improved by a Residential
Dwelling.

         Mortgagee:  The mortgagee or  beneficiary  named in the Mortgage and the  successors  and assigns of such mortgagee or beneficiary.

         Mortgagor:  The obligor on a Mortgage  Note,  who is an owner of the  Mortgaged  Property and the grantor or mortgagor  named in the Mortgage and such grantor's or  mortgagor's  successors in title to the
Mortgaged Property.

         NAIC:  The National Association of Insurance Commissioners or any successor organization.

         Officer's  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board,  a President  or a Vice  President  of the Person on behalf of whom such  certificate  is being delivered.

         Opinion of Counsel:  A written  opinion of  counsel,  who may be an employee of the Seller or the
Servicer, reasonably acceptable to the Purchaser.

         OTS:  The Office of Thrift Supervision or any successor.

         P&I Advance:  As defined in Subsection 11.17.

         Periodic Rate Cap: As to each  Adjustable  Rate Mortgage Loan,  the maximum  increase or decrease in the Mortgage Interest Rate, on any Adjustment Date as provided in the related Mortgage Note.

         Person:  An  individual,  corporation,   partnership,  joint  venture,  association,  joint-stock
company,  limited liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

         Primary Mortgage  Insurance  Policy: A policy of primary  mortgage  guaranty  insurance issued by an insurer acceptable to Fannie Mae or Freddie Mac.

         Principal  Prepayment:  Any payment or other  recovery of principal  on a Mortgage  Loan which is received  in  advance  of its  scheduled  Due  Date  that is not  accompanied  by an  amount  of  interest representing  scheduled  interest due on any date or dates in any month or months  subsequent to the month of prepayment.

         Purchase  Price:  The price  paid on the  related  Closing  Date by the  Purchaser  to the Seller pursuant to this  Agreement in exchange  for the  Mortgage  Loans  included in the related  Mortgage  Loan
Package, as calculated pursuant to Section 4 and the related Term Sheet.

         Purchase  Price  Percentage:  For each Mortgage  Loan  included in a Mortgage  Loan Package,  the percentage  of par set forth in the related  Term Sheet that is used to calculate  the  Purchase  Price of the Mortgage Loans included in such Mortgage Loan Package.

         Purchaser:  The Person listed as such in the initial  paragraph of this Agreement,  together with its successors and assigns as permitted under the terms of this Agreement.

         Qualified  Appraiser:  An appraiser of a Mortgaged  Property duly  appointed by the originator of the related Mortgage Loan, who had no interest,  direct or indirect,  in such Mortgaged Property or in any loan made on the security  thereof,  whose  compensation is not affected by the approval or disapproval of the related  Mortgage Loan and who met the  qualifications  of Fannie Mae or Freddie Mac and satisfied the requirements of Title XI of FIRREA.

         Rating Agency:  Moody's Investors  Service,  Inc.,  Standard & Poor's Ratings Service, a Division
of The McGraw-Hill  Companies,  Inc., Fitch, Inc. or any other nationally  recognized  statistical  credit rating agency.

         Record  Date:  The close of business of the last  Business Day of the month  preceding  the month of the related Remittance Date.

         Refinanced  Mortgage  Loan:  A Mortgage  Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         Remittance  Date:  The 18th day (or if such 18th day is not a Business  Day,  the first  Business
Day immediately following such 18th day) of any month, beginning with the First Remittance Date.

         REO Disposition:  The final sale by the Servicer or the Purchaser of an REO Property.

         REO Disposition  Proceeds:  All amounts  received with respect to an REO Disposition  pursuant to
Subsection 11.13.

         REO  Property:  A Mortgaged  Property  acquired by the Servicer  through  foreclosure  or deed in lieu of foreclosure, as described in Subsection 11.13.

         Repurchase  Price:  With  respect  to any  Mortgage  Loan,  an  amount  equal to  (A) the  Stated
Principal  Balance of such  Mortgage Loan as of the date of repurchase  plus  (B) interest  on such Stated
Principal  Balance at the  Mortgage  Loan  Remittance  Rate from and  including  the last Due Date through which  interest  has been paid on behalf of the  Mortgagor or advanced by the Servicer to the day prior to such  date of  repurchase,  less  amounts  received  in  respect  of such  repurchased  Mortgage  Loan for distribution in connection with such Mortgage Loan; provided,  however,  that if at the time of repurchase the Servicer is not the Seller or an affiliate of the Seller,  the amount  described in  clause (B)  shall be computed at the sum of (i) the Mortgage Loan Remittance Rate and (ii) the Servicing Fee Rate.

         Residential  Dwelling:  Any one of the following:  (i) a  detached  one-family  dwelling,  (ii) a detached two- to  four-family  dwelling,  (iii) a one-family  dwelling  unit in a  condominium  project or
(iv) a  one-family  dwelling in a planned  unit  development,  none of which is a  cooperative,  mobile or manufactured home.

         Sarbanes   Certifying   Party:  A  Person  who  provides  a  certification   required  under  the
Sarbanes-Oxley Act of 2002 in connection with a Securitization or other securitization transaction.

         Securities:  The  securities  issued in connection with a  Securitization  evidencing  beneficial ownership interests in a trust the assets of which include the Mortgage Loans.

         Securitization:  The  transfer  of the  Mortgage  Loans to a trust  formed as part of a  publicly issued and/or privately placed, rated securitization, including the issuance of the related Securities.

         Seller:  Bank  of  America,  National  Association,  a  national  banking  association,   or  its
successor in interest or any successor to the Seller under this Agreement appointed as herein provided.

         Servicer:  Bank  of  America,  National  Association,  a  national  banking  association,  or its successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

         Servicing  Advances:  All customary,  reasonable and necessary  out-of-pocket  costs and expenses incurred in the performance by the Servicer of its servicing obligations,  including,  but not limited to, the  cost  of  (a) the  preservation,  restoration  and  protection  of the  Mortgaged  Property,  (b) any enforcement or judicial  proceedings,  including  foreclosures,  (c) the management and liquidation of the
Mortgaged  Property  if  the  Mortgaged  Property  is  acquired  in  satisfaction  of  the  Mortgage,  and
(d) payments made by the Servicer with respect to a Mortgaged Property pursuant to Subsection 11.08.

         Servicing  Fee:  With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the Servicer,  which shall,  for each month,  be equal to  one-twelfth  of the product of the applicable  Servicing Fee Rate and the Stated  Principal  Balance of such Mortgage Loan. Such fee shall be payable  monthly,  computed  on the basis of the same  principal  amount and period  respecting  which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation  of the  Purchaser to pay the
Servicing Fee is limited to, and payable  solely from, the interest  portion  (including  recoveries  with
respect  to  interest  from  Liquidation  Proceeds  and  other  proceeds,   to  the  extent  permitted  by
Subsection 11.05)  of related Monthly Payments  collected by the Servicer,  or as otherwise provided under
Subsection 11.05.

         Servicing  Fee Rate:  With  respect to each  Mortgage  Loan,  the per annum rate set forth on the related Mortgage Loan Schedule or if not specified thereon, in the related Term Sheet.

         Servicing   Officer:   Any  officer  of  the  Servicer  involved  in,  or  responsible  for,  the administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished to the Purchaser by the Servicer, as such list may be amended from time to time.

         Stated  Principal  Balance:  As to each  Mortgage Loan as to any date of  determination,  (i) the principal  balance of the Mortgage  Loan at the related  Cut-off Date after giving effect to the principal portion of any  Monthly  Payments  due on or before  such date,  whether or not  received,  as well as any
Principal  Prepayments  received before such date,  minus (ii) all amounts  previously  distributed to the
Purchaser  with  respect to the  Mortgage  Loan  representing  payments or  recoveries  of  principal,  or advances in lieu thereof.

         Substitute  Mortgage  Loan:  A mortgage  loan  substituted  by the Seller for a Deleted  Mortgage
Loan which must,  on the date of such  substitution,  be approved by the  Purchaser  and (i) have a Stated
Principal  Balance,  after  deduction of the principal  portion of the Monthly Payment due in the month of substitution,  not in excess of, and not materially  greater or less than, the Stated Principal Balance of the Deleted  Mortgage  Loan;  (ii) have  a Mortgage  Interest  Rate equal to that of the Deleted  Mortgage
Loan;  (iii) have a  Loan-to-Value  Ratio not higher than that of the Deleted  Mortgage Loan;  (iv) have a remaining  term to maturity  not  greater  than (and not more than one year less than) that of the Deleted
Mortgage Loan;  (v) comply with each  representation  and warranty set forth in  Subsection 7.01;  (vi) be current in the payment of principal and  interest;  (vii) be  secured by a Mortgaged  Property of the same type and occupancy  status as secured the Deleted  Mortgage  Loan; and  (viii) have  payment terms that do not vary in any material respect from those of the Deleted Mortgage Loan.

         Term Sheet:  With  respect to each  Mortgage  Loan and  Mortgage  Loan  Package,  the Term Sheet,
substantially  in the form of Exhibit 6 attached  hereto,  confirming  the sale by Seller and the purchase by the Purchaser of the Mortgage Loan Package on the related Closing Date.

         Total Covered Amount:  With respect to any BPP Mortgage Loan, the outstanding  principal  balance of the  Mortgage  Loan  cancelled  pursuant to the terms of the related BPP Addendum  upon the  accidental death of the related Mortgagor.

         Underwriting  Guidelines:  The underwriting  guidelines of the Seller attached hereto as Exhibit
3, as may be updated and  incorporated  into Exhibit 3 from time to time by providing  such updates to the
Purchaser.  To be  applicable  to a given  Mortgage  Loan and  Mortgage  Loan Package  purchased  and sold hereunder, such updates shall be provided to the Purchaser in advance of the related Closing Date.

         SECTION 2.  Purchase and Conveyance.

         The Seller,  in exchange for the payment of the  applicable  Purchase  Price by the  Purchaser on the related Closing Date, hereby agrees to sell,  transfer,  assign, set over and convey to the Purchaser, without  recourse,  but subject to the terms of this Agreement,  all of its rights,  title and interest in and to the  Mortgage  Loans in a  Mortgage  Loan  Package  having an  aggregate  principal  balance on the related  Cut-off  Date in an amount as set forth in the  related  Term Sheet,  or in such other  amount as agreed by the  Purchaser  and the Seller as evidenced  by the actual  aggregate  principal  balance of the
Mortgage  Loan Package  accepted by the Purchaser on the related  Closing Date,  together with the related
Mortgage  Files and all  rights  and  obligations  arising  under the  documents  contained  therein,  but excluding any BPP Fees.

         With  respect to each  Mortgage  Loan  purchased,  the  Purchaser  shall own and be  entitled  to receive:  (a) all  scheduled  principal  due after the  applicable  Cut-off Date,  (b) all other  payments and/or  recoveries of principal  collected on or after the  applicable  Cut-off Date  (provided,  however, that all  scheduled  payments of principal due on or before the  applicable  Cut-off Date and collected by the Servicer after the applicable  Cut-off Date shall belong to the Seller),  (c) all payments of interest on the Mortgage  Loans net of the Servicing  Fee (minus that portion of any such interest  payment that is allocable to the period prior to the  applicable  Cut-off  Date) and (d) all BPP  Mortgage  Loan  Payments
payable by the Servicer  pursuant to  Subsection  11.25 with respect to scheduled  principal  and interest due after the applicable Cut-off Date.

         SECTION 3.  Mortgage Loan Schedule.

         The Seller shall deliver the Mortgage  Loan  Schedule  (which will be annexed to the related Term
Sheet) to the Purchaser at least two (2) Business Days prior to the related Closing Date.

         SECTION 4.  Purchase Price.

         The  Purchase  Price for each  Mortgage  Loan  Package  shall be the  Purchase  Price  Percentage multiplied  by an amount  equal to the  Cut-off  Date  Principal  Balance  of the  Mortgage  Loans in such
Mortgage  Loan  Package,  or as  otherwise  calculated  pursuant to the related  Term Sheet,  plus accrued interest on the  aggregate  scheduled  principal  balance of the  Mortgage  Loan  Package at the  weighted average  Mortgage Loan Remittance Rate from the related Cut-off Date through the day immediately  prior to the related  Closing Date,  inclusive.  The initial  principal  amount of the Mortgage  Loans shall be the aggregate  principal  balance of the Mortgage  Loans,  so computed as of the related  Cut-off Date,  after application of scheduled  payments of principal due on or before the related Cut-off Date,  whether or not collected.  Such  payment  shall be made to the  account  designated  by the  Seller by wire  transfer  of immediately available funds by 4:00 p.m. Eastern Standard Time on the related Closing Date.

         SECTION 5.  Examination of Mortgage Files.

         In addition to any rights  granted to the Purchaser  hereunder to underwrite  the Mortgage  Loans and review the Mortgage Loan Documents prior to the related  Closing Date, the Seller shall,  prior to the related  Closing Date,  make the Mortgage Files available to the Purchaser for examination at the Seller's offices.  Such  examination  may be  made  by  the  Purchaser  or its  designee,  at its  expense,  at any reasonable  time before the related  Closing  Date.  Such  underwriting  by the  Purchaser or its designee shall not impair or diminish the rights of the  Purchaser or any of its  successors  under this  Agreement with respect to a breach of the  representations  and  warranties  contained in this  Agreement.  The fact that the  Purchaser  or its  designee  has  conducted  or has failed to conduct  any  partial or  complete examination of the Mortgage Files shall not affect the  Purchaser's  or any of its  successors'  rights to demand repurchase or other relief or remedy provided for in this Agreement.

         SECTION 6.  Delivery of Mortgage Loan Documents.

         Subsection 6.01  Possession of Mortgage Files.

         The  contents of each  Mortgage  File  required  to be  retained  by the  Servicer to service the
Mortgage  Loans  pursuant to this  Agreement  and thus not  delivered to the Purchaser or its designee are and shall be held in trust by the Servicer  for the benefit of the  Purchaser  as the owner  thereof.  The
Servicer's  possession  of any portion of each such  Mortgage File is at the will of the Purchaser for the sole  purpose of  facilitating  servicing  of the  Mortgage  Loans  pursuant to this  Agreement,  and such retention and  possession by the Servicer  shall be in a custodial  capacity  only.  The ownership of each
Mortgage  Note,  Mortgage  and the  contents  of each  Mortgage  File is vested in the  Purchaser  and the ownership of all records and  documents  with respect to the related  Mortgage  Loan  prepared by or which come into the  possession of the Servicer  shall  immediately  vest in the Purchaser and shall be retained and maintained,  in trust,  by the Servicer at the will of the Purchaser in such custodial  capacity only.
The Mortgage File  retained by the Servicer with respect to each Mortgage Loan pursuant to this  Agreement shall be  appropriately  identified in the Servicer's  computer system to reflect clearly the ownership of such related  Mortgage  Loan by the  Purchaser.  The Servicer  shall release from its custody the contents of any Mortgage File retained by it only in accordance  with this  Agreement,  except when such release is required in connection  with a repurchase of any such  Mortgage Loan pursuant to  Subsection 7.03  of this
Agreement  or if  required  under  applicable  law or court  order.  The  Servicer  shall  deliver  to the
Purchaser  copies of any documents in a Mortgage File reasonably  requested by the Purchaser within thirty
(30) days after the date of such request, at the expense of the Purchaser.

         Subsection 6.02  Books and Records.

         All rights  arising out of the Mortgage Loans  including,  but not limited to, all funds received by the Servicer  after the Cut-off Date on or in connection  with a Mortgage Loan as provided in Section 2 shall be vested in the  Purchaser,  subject  to this  Agreement;  provided,  however,  that all such funds received on or in connection  with a Mortgage Loan as provided in Section 2  shall be received and held by the  Servicer in trust for the benefit of the  Purchaser as the owner of the  Mortgage  Loans  pursuant to the terms of this Agreement.

         As more fully set forth in  Section 20,  it is the  express  intention  of the  parties  that the transactions  contemplated  by this Agreement be, and be construed as, a sale of the Mortgage Loans by the
Seller and not a pledge of the  Mortgage  Loans by the Seller to the  Purchaser  to secure a debt or other obligation  of the Seller.  Consequently,  the sale of each Mortgage Loan shall be reflected as a purchase on the Purchaser's  business  records,  tax returns and financial  statements,  and as a sale of assets on the Seller's business records, tax returns and financial statements.

         Subsection 6.03  Delivery of Mortgage Loan Documents.

         With respect to each Mortgage  Loan,  the Seller shall deliver and release to the  Purchaser,  or its  designee,  under a bailee  letter,  (a) at least two (2)  Business Days prior to the related  Closing
Date (or such later date as the Purchaser may  reasonably  request),  the original  Mortgage Note endorsed in blank and the  original  Assignment  of  Mortgage  assigned  in blank and (b) the other  Mortgage  Loan
Documents  within a  reasonable  time  following  the related  Closing  Date.  To the extent that any such
Mortgage  Loan  Documents  have been  delivered for recording and have not yet been returned to the Seller by the applicable  recording office,  the Seller shall,  promptly following receipt by it of such Mortgage
Loan  Documents  from the  applicable  recording  office,  deliver such  documents to the Purchaser or its designee;  provided,  however, that the original recorded document or a clerk-certified copy thereof shall be delivered to the Purchaser no later than one year  following the related  Closing Date,  subject to the following paragraph.

         In the event  that  such  original  or copy of any  document  submitted  for  recordation  to the appropriate  public  recording office is not so delivered to the Purchaser or its designee within one year following  the related  Closing Date,  and in the event that the Seller does not cure such failure  within sixty (60)  days after receipt of written  notification  of such failure from the  Purchaser,  the related
Mortgage Loan shall,  upon the request of the  Purchaser,  be  repurchased by the Seller at a price and in the manner  specified in  Subsection 7.03.  The  foregoing  repurchase  obligation  shall not apply in the event the Seller  cannot  cause the  Servicer  to deliver  such  original or  clerk-certified  copy of any document  submitted  for  recordation  to the  appropriate  public  recording  office within the specified period due to a delay caused by the recording  office in the  applicable  jurisdiction;  provided that the
Seller shall cause the Servicer  instead to deliver a recording  receipt of such  recording  office or, if such  recording  receipt  is not  available,  an  Officer's  Certificate  of a  servicing  officer  of the
Servicer,  confirming  that such  document has been  accepted for  recording  and that the Servicer  shall immediately  deliver such document upon receipt;  and, provided  further,  that if the Seller cannot cause the Servicer to deliver such original or  clerk-certified  copy of any document  submitted for recordation to the appropriate  public  recording  office within the specified time for any reason within  twelve (12)
months  after  receipt of written  notification  of such  failure  from the  Purchaser,  the Seller  shall repurchase the related Mortgage Loan at the price and in the manner specified in Subsection 7.03.

         To the extent  received by it, the  Servicer  shall  promptly  forward to the  Purchaser,  or its designee,  original documents  evidencing an assumption,  modification,  consolidation or extension of any
Mortgage Loan entered into in accordance with this Agreement.

         SECTION 7.  Representations, Warranties and Covenants; Remedies for Breach.

         Subsection 7.01  Representations and Warranties Regarding Individual Mortgage Loans.

         The Seller and,  solely if specified  below,  the Servicer,  hereby  represent and warrant to the
Purchaser  that, as to each Mortgage  Loan,  as of the related  Closing Date or such other date  specified herein:

                  (a)        The  information  set forth in the  Mortgage  Loan  Schedule  annexed  to the related Term Sheet and the  information  contained in the related  electronic data file delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

                  (b)        There are no  defaults by the Seller,  the  Servicer or any prior  originator in  complying  with  the  terms  of the  Mortgage,  and all  taxes,  ground  rents,  governmental assessments,  insurance premiums,  leasehold  payments,  water, sewer and municipal charges which previously  became due and owing  have been paid,  or escrow  funds have been  established  in an amount  sufficient to pay for every such  escrowed  item which remains  unpaid and which has been assessed but is not yet due and payable.

                  (c)        The  terms of the  Mortgage  Note and the  Mortgage  have not been  impaired, waived,  altered  or  modified  in any  respect,  except by written  instruments  which have been recorded in the applicable  public  recording  office required by law or if necessary to maintain the lien  priority  of the  Mortgage,  and  which  have  been  delivered  to the  Purchaser;  the substance of any such waiver,  alteration or modification  has been approved by the insurer under the Primary Mortgage  Insurance Policy, if any, and by the title insurer,  to the extent required by the  related  policy,  and is  reflected  on the  related  Mortgage  Loan  Schedule.  No other instrument of waiver,  alteration or  modification  has been executed,  and no Mortgagor has been released,  in whole or in part,  except in connection  with an assumption  agreement  approved by the insurer under the Primary Mortgage  Insurance  Policy,  if any, and by the title insurer,  to the extent  required by the policy,  and which  assumption  agreement  is a part of the  Mortgage
         File and is reflected on the related Mortgage Loan Schedule.

                  (d)        The  Mortgage  Note  and  the  Mortgage  are  not  subject  to any  right  of rescission,  set-off,  counterclaim or defense,  including,  without  limitation,  the defense of usury,  nor will the operation of any of the terms of the Mortgage Note and the Mortgage,  or the
         exercise  of  any  right   thereunder,   render   either  the  Mortgage   Note  or  the  Mortgage
         unenforceable,   in  whole  or  in  part,  or  subject  to  any  right  of  rescission,  set-off, counterclaim or defense,  including,  without limitation, the defense of usury, and no such right of rescission,  set-off,  counterclaim or defense has been asserted with respect thereto; and the
         Mortgagor was not a debtor in any state or federal  bankruptcy  or  insolvency  proceeding at the time the Mortgage Loan was originated.

                  (e)        All buildings or other  customarily  insured  improvements upon the Mortgaged
         Property are insured by an insurer  generally  acceptable  to Fannie Mae and to prudent  mortgage lending  institutions  against loss by fire,  hazards of extended coverage and such other hazards as are provided  for in the Fannie Mae Guides as well as all  additional  requirements  set forth herein,  pursuant to an insurance policy  conforming to the  requirements of Customary  Servicing
         Procedures  and  providing  coverage in an amount equal to the lesser of (i) the  full  insurable value of the Mortgaged Property or (ii) the  outstanding  principal balance owing on the Mortgage
         Loan.  All  such  insurance  policies  are in full  force  and  effect  and  contain  a  standard mortgagee  clause  naming the  originator of the Mortgage  Loan,  its  successors  and assigns as mortgagee  and all  premiums  thereon  have been paid.  If the  Mortgaged  Property is in an area identified  on a flood  hazard map or flood  insurance  rate map issued by the Federal  Emergency
         Management  Agency as having  special  flood  hazards  (and such  flood  insurance  has been made available),  a flood insurance policy meeting the  requirements of the current  guidelines of the
         Federal  Insurance  Administration  is in effect which  policy  conforms to the  requirements  of
         Fannie Mae or Freddie Mac. The Mortgage  obligates the Mortgagor  thereunder to maintain all such insurance  at  the  Mortgagor's  cost  and  expense,  and on the  Mortgagor's  failure  to do so, authorizes  the holder of the Mortgage to maintain  such  insurance at the  Mortgagor's  cost and expense and to seek reimbursement therefor from the Mortgagor.

                  (f)        Any and all  requirements  of any  federal,  state  or local  law  including, without limitation,  usury, truth in lending, real estate settlement procedures,  consumer credit protection,  equal  credit  opportunity,  fair  housing  or  disclosure  laws  applicable  to the origination  and servicing of the Mortgage  Loans have been complied  with.  None of the Mortgage
         Loans  are (i)  Covered  Loans or (ii)  High  Cost  Loans.  The  Servicer  maintains,  and  shall maintain,  evidence of such  compliance  as required by applicable  law or  regulation  and shall make such evidence  available  for  inspection at the  Servicer's  office during normal  business hours upon reasonable advance notice.

                  (g)        The Mortgage has not been  satisfied,  canceled,  subordinated  or rescinded, in  whole or in part  (other  than as to  Principal  Prepayments  in full  which  may  have  been received on or after the related  Cut-off Date and prior to the related  Closing  Date),  and the
         Mortgaged  Property has not been  released  from the lien of the  Mortgage,  in whole or in part, nor has any  instrument  been  executed  that would effect any such  satisfaction,  cancellation, subordination,  rescission  or  release.  Neither  the  Seller  nor the  Servicer  has waived the performance  by the Mortgagor of any action,  if the  Mortgagor's  failure to perform such action would cause the  Mortgage  Loan to be in default,  and  neither the Seller nor the  Servicer  has waived any default.

                  (h)        The Mortgage is a valid,  existing,  perfected and enforceable  first lien on the Mortgaged Property,  including all improvements on the Mortgaged Property,  free and clear of all  adverse  claims,  liens and  encumbrances  having  priority  over the lien of the  Mortgage, subject only to (i) the  lien of current  real  property  taxes and  assessments  not yet due and payable,  (ii) covenants,  conditions  and  restrictions,  rights  of way,  easements  and  other matters of the public record as of the date of recording  being  acceptable  to mortgage  lending institutions  generally and either  (A) specifically  referred to in the lender's title insurance policy,  if any,  delivered to the  originator of the Mortgage Loan or (B) which do not adversely affect the  Appraised  Value of the  Mortgaged  Property  and  (iii) other  matters to which like properties  are  commonly  subject  which  do not  individually  or in the  aggregate  materially interfere  with the benefits of the security  intended to be provided by the Mortgage or the use, enjoyment,  value or marketability of the related  Mortgaged  Property.  Any security  agreement, chattel  mortgage  or  equivalent  document  related  to and  delivered  in  connection  with the
         Mortgage Loan  establishes  and creates a valid,  existing and  enforceable  first lien and first priority  security  interest on the property  described therein and the Seller has the full right to sell and assign the same to the Purchaser.

                  (i)        The  Mortgage  Note and the related  Mortgage  are  original  and genuine and each is the  legal,  valid and  binding  obligation  of the  maker  thereof,  enforceable  in all
         respects  in   accordance   with  its  terms   except  as   enforceability   may  be  limited  by
         (i) bankruptcy,  insolvency,  liquidation,  receivership,  moratorium,  reorganization  or  other similar laws  affecting the  enforcement of the rights of creditors and  (ii) general  principles of equity,  whether  enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.

                  (j)        All parties to the Mortgage  Note and the Mortgage had the legal  capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage  Note and the Mortgage,  and the  Mortgage  Note and the  Mortgage  have  been duly and  properly  executed  by such  parties.
         Either the  Mortgagor is a natural  person or the related  co-borrower  or guarantor is a natural person.

                  (k)        The  proceeds of the  Mortgage  Loan have been fully  disbursed to or for the account of the  Mortgagor  and there is no  obligation  for the  Mortgagee to advance  additional funds  thereunder  and any and all  requirements  as to  completion  of any  on-site or  off-site improvement  and as to  disbursements  of any escrow funds  therefor have been complied with. All costs,  fees and expenses  incurred in making or closing the Mortgage  Loan and the  recording of the  Mortgage  have been paid,  and the  Mortgagor  is not  entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

                  (l)        The  Seller  and  all  other  parties  which  have  had any  interest  in the
         Mortgage Loan, whether as mortgagee,  assignee,  pledgee or otherwise, are (or, during the period in  which  they  held  and  disposed  of such  interest,  were)  in  compliance  with any and all applicable  "doing  business"  and  licensing  requirements  of the laws of the state wherein the
         Mortgaged Property is located.

                  (m)        (i) With respect to each  Mortgage  Loan,  the Mortgage Loan is covered by an
         ALTA or CLTA lender's title  insurance  policy,  acceptable to Fannie Mae or Freddie Mac,  issued by a title  insurer  acceptable  to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction  where the  Mortgaged  Property is  located,  insuring  (subject  to the  exceptions contained  in (h)(i),  (ii) and (iii)  above) the Seller,  its  successors  and assigns as to the first  priority lien of the Mortgage in the original  principal  amount of the Mortgage Loan and, with respect to any Adjustable  Rate Mortgage Loan,  against any loss by reason of the invalidity or  unenforceability  of the lien  resulting  from the  provisions of the Mortgage  providing for adjustment  in the  Mortgage  Interest  Rate or  Monthly  Payment,  (ii) with  respect to certain
         Refinanced  Mortgage  Loans,  a title  search has been  doing  showing  no lien  (other  than the exceptions  contained in (h)(i),  (ii) or (iii) above) on the related  Mortgaged  Property senior to the lien of the  Mortgage  [or (iii) in the case of any  Mortgage  Loan secured by a Mortgaged
         Property  located in a jurisdiction  where title insurance  policies are generally not available, an opinion of counsel of the type  customarily  rendered  in such  jurisdiction  in lieu of title insurance is instead  received.]  For each  Mortgage  Loan covered by a title  insurance  policy,
         (i) the Seller and its  successors  and assigns  are the sole  insureds  of such  lender's  title insurance  policy,  and such lender's title insurance policy is in full force and effect and will be in full  force and effect  upon the  consummation  of the  transactions  contemplated  by this
         Agreement  and will inure to the benefit of the  Purchaser  and its  assigns  without any further act and (ii) no claims  have been made  under  such  lender's  title  insurance  policy,  and the
         Seller has not done,  by act or  omission,  anything  which  would  impair the  coverage  of such lender's title insurance policy.

                  (n)        Other than Mortgage  Loans  delinquent  fewer than thirty (30) days as of the related Cut-off Date, there is no default,  breach,  violation or event of acceleration  existing under the  Mortgage or the  Mortgage  Note and no event  which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute  a default,  breach, violation or event  permitting  acceleration,  and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

                  (o)        There are no mechanics'  or similar liens or claims filed for work,  labor or material (and no rights are  outstanding  that under law could give rise to such lien)  affecting the related  Mortgaged  Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

                  (p)        All  improvements  which were  considered in determining  the Appraised Value of the related  Mortgaged  Property lay wholly  within the  boundaries  and building  restriction lines of the Mortgaged  Property,  and no improvements on adjoining  properties encroach upon the
         Mortgaged Property.

                  (q)        The Mortgage  Loan was  originated  by a commercial  bank or similar  banking institution  which is supervised and examined by a federal or state authority,  or by a mortgagee approved by the Secretary of HUD.

                  (r)        Principal  payments on the  Mortgage  Loan  commenced no more than sixty (60)
         days after the proceeds of the Mortgage Loan were  disbursed.  The Mortgage  Loans  identified on the related  Mortgage  Loan  Schedule  have an original  term to maturity of not more than thirty
         (30)  years,  with  interest  payable  in  arrears  on the  first  day of the  month.  As to each
         Adjustable Rate Mortgage Loan, on each  applicable  Adjustment  Date, the Mortgage  Interest Rate will be adjusted to equal the sum of the Index plus the  applicable  Gross Margin,  rounded up or down as provided in the Mortgage Note;  provided,  however,  that the Mortgage Interest Rate will not  increase or decrease by more than the Initial Rate Cap on the first  Adjustment  Date or the
         Periodic Rate Cap on any  subsequent  Adjustment  Date,  and will in no event exceed the Lifetime
         Rate Cap. Each Mortgage  Note  evidencing a Mortgage Loan other than an Adjustable  Rate Mortgage
         Loan requires a Monthly  Payment which is sufficient to amortize the original  principal  balance fully over the  original  term  thereof  and to pay  interest at the  related  Mortgage  Interest
         Rate.  Each  Mortgage  Note  evidencing  an  Adjustable  Rate  Mortgage  Loan  requires a Monthly
         Payment which is sufficient  (i) during the period prior to the first  adjustment to the Mortgage
         Interest  Rate, to amortize the original  principal  balance fully over the original term thereof and to pay interest at the related  Mortgage  Interest Rate, and (ii) during the period following each  Adjustment  Date, to amortize the outstanding  principal  balance fully as of the first day of such period over the then  remaining  term of such  Mortgage  Note and to pay  interest at the related  Mortgage  Interest  Rate. No Mortgage Note  evidencing an Adjustable  Rate Mortgage Loan permits  negative  amortization.  Interest on the Mortgage  Note is  calculated on the basis of a
         360-day year consisting of twelve 30-day months.

                  (s)        There is no  proceeding  pending or, to the  Seller's  knowledge,  threatened for the total or partial  condemnation  of the  Mortgaged  Property and such  property is in good repair and is not  subject to  material  damage by waste,  fire,  earthquake  or earth  movement, windstorm,  flood, tornado or other casualty,  that affects materially and adversely the value of the  Mortgaged  Property as security for the Mortgage Loan or the use for which the premises were intended.

                  (t)        The Mortgage and related  Mortgage  Note contain  customary  and  enforceable provisions  such as to render the rights and  remedies  of the holder  thereof  adequate  for the realization  against the  Mortgaged  Property of the benefits of the security  provided  thereby, including  (i) in the case of a Mortgage  designated as a deed of trust,  by trustee's  sale, and
         (ii) otherwise  by judicial  foreclosure.  To the best of the Seller's  knowledge,  following the date of  origination  of the Mortgage  Loan,  the Mortgaged  Property has not been subject to any bankruptcy  proceeding or  foreclosure  proceeding and the Mortgagor has not filed for protection under  applicable  bankruptcy  laws.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would  interfere  with the right to sell the Mortgaged
         Property at a trustee's sale or the right to foreclose the Mortgage.

                  (u)        The  Mortgage  Note and  Mortgage  are on forms  acceptable  to Fannie Mae or
         Freddie Mac.

                  (v)        The Mortgage  Note is not and has not been secured by any  collateral  except the lien of the  corresponding  Mortgage on the Mortgaged  Property and the security  interest of any applicable security agreement or chattel mortgage referred to in (h) above.

                  (w)        The Mortgage  File contains an appraisal of the related  Mortgaged  Property, in a form  acceptable  to  Fannie  Mae or  Freddie  Mac and  such  appraisal  complies  with  the requirements of FIRREA,  and, to the extent required in the Underwriting  Guidelines with respect to  mortgage  loans of the same type as the  Mortgage  Loan,  was made and  signed,  prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

                  (x)        In the event  the  Mortgage  constitutes  a deed of trust,  a  trustee,  duly qualified  under  applicable law to serve as such, has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or expenses are or will become  payable by the
         Purchaser to the trustee  under the deed of trust,  except in  connection  with a trustee's  sale after default by the Mortgagor.

                  (y)        The Mortgage Loan is not a graduated  payment  mortgage loan and the Mortgage
         Loan does not have a shared  appreciation,  balloon payment or other contingent interest feature, nor does it contain any "buydown" provision which is currently in effect.

                  (z)        The Mortgage  contains an enforceable  provision for the  acceleration of the payment of the unpaid  principal  balance of the  Mortgage  Loan in the event that the  Mortgaged
         Property is sold or transferred without the prior written consent of the mortgagee thereunder.

                  (aa)       The Mortgagor has received all  disclosure  materials  required by applicable law with  respect  to the  making of  mortgage  loans of the same type as the  Mortgage  Loan and rescission  materials  required by applicable  law if the Mortgage Loan is a Refinanced  Mortgage
         Loan and has  acknowledged  receipt of such  materials to the extent  required by applicable  law and such documents will remain in the Mortgage File.

                  (bb)       No Mortgage  Loan has an LTV at  origination  in excess of 95%. Each Mortgage
         Loan  with  an LTV at  origination  in  excess  of 80%  will be  subject  to a  Primary  Mortgage
         Insurance  Policy,  issued by an insurer  acceptable  to Fannie Mae or Freddie Mac at the time of origination,  which  insures that  portion of the  Mortgage  Loan in excess of the portion of the
         Appraised  Value of the  Mortgaged  Property as required by Fannie Mae.  All  provisions  of such
         Primary  Mortgage  Insurance Policy have been and are being complied with, such policy is in full force and effect,  and all premiums due thereunder  have been paid.  Any Mortgage  subject to any such Primary  Mortgage  Insurance  Policy  obligates  the  Mortgagor  thereunder to maintain such insurance and to pay all premiums and charges in  connection  therewith at least until the LTV of such  Mortgage  Loan is reduced to less than 80%.  The  Mortgage  Interest  Rate for the Mortgage
         Loan does not include any such  insurance  premium.  No Mortgage  Loan  requires  payment of such premiums, in whole or in part, by the Purchaser.

                  (cc)       The  Mortgaged  Property is  lawfully  occupied  under  applicable  law,  all inspections,  licenses  and  certificates  required  to be made or  issued  with  respect  to all occupied  portions of the  Mortgaged  Property  and, with respect to the use and occupancy of the same,  including but not limited to  certificates  of occupancy,  have been made or obtained from the appropriate  authorities and no improvement  located on or part of the Mortgaged  Property is in violation of any zoning law or regulation.

                  (dd)       The  Assignment  of  Mortgage is in  recordable  form and is  acceptable  for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

                  (ee)       All payments  required to be made prior to the related  Cut-off Date for such
         Mortgage  Loan under the terms of the Mortgage  Note have been made,  the  Mortgage  Loan has not been  dishonored,  there are no material  defaults  under the terms of the  Mortgage  Loan and no
         Mortgage Loan has been more than  thirty (30)  days delinquent more than once in the twelve month period immediately prior to the related Cut-off Date.

                  (ff)       None of the Seller,  the  Servicer or any prior  originator  or servicer  has advanced  funds,  or induced,  solicited or  knowingly  received any advance from any party other than the  Mortgagor,  directly  or  indirectly,  for the  payment  of any  amount  due  under the
         Mortgage Loan.

                  (gg)       With  respect  to each  Mortgage  Loan,  the  Seller  is in  possession  of a complete  Mortgage  File except for the documents  which have been  delivered to the Purchaser or which have been submitted for recording and not yet returned.

                  (hh)       Immediately  prior to the payment of the related  Purchase Price,  the Seller was the sole  owner  and  holder of the  Mortgage  Loans and the  indebtedness  evidenced  by the
         Mortgage  Note.  The Mortgage  Loans,  including  the Mortgage  Note and the  Mortgage,  were not assigned or pledged by the Seller and the Seller had good and marketable  title thereto,  and the
         Seller had full right to transfer and sell the  Mortgage  Loans to the  Purchaser  free and clear of any encumbrance,  participation  interest,  lien, equity,  pledge,  claim or security interest and had full right and authority  subject to no interest or  participation  in, or agreement with any other party to sell or  otherwise  transfer  the Mortgage  Loans.  Following  the sale of the
         Mortgage  Loans,  the Purchaser  will own such  Mortgage Loan free and clear of any  encumbrance, equity,  participation  interest,  lien, pledge,  charge, claim or security interest.  The Seller intends to  relinquish  all rights to monitor,  possess and control the  Mortgage  Loan except in connection  with  the  servicing  of the  Mortgage  Loan by the  Servicer  as set  forth  in this
         Agreement.  After the related  Closing  Date,  neither the Seller nor the Servicer  will have any right to modify or alter the terms of the sale of the  Mortgage  Loans and neither the Seller nor the Servicer  will have any  obligation  or right to  repurchase  the Mortgage  Loans,  except as provided  in this  Agreement  or as  otherwise  agreed to by the  Seller,  the  Servicer  and the
         Purchaser.

                  (ii)       Any  future  advances  made  prior to the  related  Cut-off  Date  have  been consolidated  with the  outstanding  principal  amount  secured by the Mortgage,  and the secured principal  amount,  as consolidated,  bears a single interest rate and single repayment term. The lien of the Mortgage  securing the consolidated  principal amount is expressly  insured as having first lien  priority by a title  insurance  policy,  an  endorsement  to the policy  insuring the mortgagee's  consolidated  interest  or by other  title  evidence  acceptable  to Fannie  Mae and
         Freddie Mac. The  consolidated  principal  amount does not exceed the original  principal  amount of the Mortgage Loan.

                  (jj)       The  Mortgage  Loan was  underwritten  in  accordance  with the  Underwriting
         Guidelines  in  effect  at the  time  of  origination  with  exceptions  thereto  exercised  in a reasonable manner.

                  (kk)       The  Mortgaged  Property  is located in the state  identified  in the related
         Mortgage Loan  Schedule and consists of a parcel of real  property with a detached  single family residence  erected  thereon,  or a two- to  four-family  dwelling,  or an individual  condominium unit,  or an  individual  unit  in a  planned  unit  development;  provided,  however,  that  any condominium  project  or  planned  unit  development  generally  conforms  with the  Underwriting
         Guidelines   regarding  such  dwellings,   and  no  residence  or  dwelling  is  a  mobile  home,
         manufactured dwelling or cooperative.

                  (ll)       If  the  Mortgaged   Property  is  a  condominium  unit  or  a  planned  unit
         development  (other than a de minimis planned unit  development) such condominium or planned unit development  project meets Fannie Mae or Freddie Mac eligibility  requirements for sale to Fannie
         Mae or  Freddie  Mac,  as the case  may be,  or is  located  in a  condominium  or  planned  unit development  project  which has  received  Fannie Mae or Freddie  Mac  project  approval or as to which Fannie Mae's and Freddie Mac's eligibility requirements have been waived.

                  (mm)       The Seller used no adverse  selection  procedures  in selecting  the Mortgage
         Loan from among the  outstanding  first-lien,  residential  mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

                  (nn)       Each Mortgage Loan is a "qualified  mortgage"  within  Section 860G(a)(3)  of the Code.

                  (oo)       With  respect  to  each  Mortgage  where  a  lost  note  affidavit  has  been delivered  in place of the  related  Mortgage  Note,  the related  Mortgage  Note is no longer in existence.  Each  such  lost note  affidavit  is  substantially  in the form  attached  hereto as
         Exhibit 4.

                  (pp)       No  fraud,  error,   omission,   misrepresentation,   negligence  or  similar
         occurrence  with  respect to the  Mortgage  Loan has taken place on the part of the  Seller,  the
         Servicer  or, to the best of the  Seller's  knowledge,  any other  originator  or servicer or the
         Mortgagor or on the part of any other party involved in the origination of the Mortgage Loan.

                  (qq)       The  origination  practices  used  by  the  Seller  and  the  collection  and servicing  practices  used by the Servicer  with respect to each  Mortgage  Loan have been in all respects  legal,  proper,  prudent  and  customary  in the  mortgage  origination  and  servicing industry and the  collection and servicing  practices  used by the Servicer have been  acceptable to Fannie Mae and Freddie Mac.

                  (rr)       As of the date of  origination  of the Mortgage  Loan,  the Mortgagor was not in bankruptcy  and was not  insolvent;  as of the Closing  Date,  the Seller has not received any notice that the  Mortgagor  was in  bankruptcy  or was  insolvent  and neither the Seller nor the
         Servicer has any knowledge of any  circumstances  or condition with respect to the Mortgage,  the
         Mortgaged  Property,  the Mortgagor or the Mortgagor's  credit standing that could  reasonably be expected to cause  investors to regard the Mortgage  Loan as an  unacceptable  investment,  cause the  Mortgage  Loan to  become  delinquent  or  materially  adversely  affect  the  value  or the marketability of the Mortgage Loan.

                  (ss)       The Mortgagor  has not notified the Seller or the  Servicer,  and neither the
         Seller  nor the  Servicer  has  knowledge  of any relief  requested  by the  Mortgagor  under the
         Servicemembers Civil Relief Act.

                  (tt)       No  Mortgage  Loan  was  made in  connection  with  (i) the  construction  or rehabilitation  of a  Mortgaged  Property  or  (ii) facilitating  the  trade-in  or exchange of a
         Mortgaged Property.

                  (uu)       There is no pending  action or  proceeding  directly  involving any Mortgaged
         Property  of  which  the  Seller  or  the  Servicer  is  aware  in  which   compliance  with  any
         environmental  law,  rule or  regulation  is an issue and,  to the  Seller's  knowledge,  nothing further  remains  to be done to  satisfy  in full all  requirements  of each  such  law,  rule or regulation constituting a prerequisite to use and enjoyment of said property.

                  (vv)       No action,  inaction,  or event has occurred  and no state of affairs  exists or has existed that has resulted or will result in the exclusion  from,  denial of, or defense to coverage under any  applicable  special  hazard  insurance  policy,  Primary  Mortgage  Insurance
         Policy  or  bankruptcy  bond,  irrespective  of  the  cause  of  such  failure  of  coverage.  In connection with the placement of any such insurance,  no commission,  fee, or other  compensation has been or will be received by the Seller or the  Servicer or any  designee of the Seller or the
         Servicer or any  corporation  in which the Seller,  the  Servicer or any  officer,  director,  or employee of the Seller or the  Servicer  had a financial  interest  at the time of  placement  of such insurance.

                  (ww)       With  respect  to any  ground  lease to  which a  Mortgaged  Property  may be subject:  (A) the  Mortgagor  is the owner of a valid and  subsisting  leasehold  interest  under such  ground  lease;  (B) such  ground  lease is in full  force and  effect,  unmodified  and not supplemented  by any  writing or  otherwise;  (C) all  rent,  additional  rent and other  charges reserved  therein  have been fully paid to the extent  payable as of the  related  Closing  Date;
         (D) the  Mortgagor  enjoys the quiet and peaceful  possession  of the leasehold  estate;  (E) the
         Mortgagor  is not in  default  under  any of the  terms of such  ground  lease,  and there are no circumstances  which,  with the passage of time or the giving of notice, or both, would result in a default  under such ground  lease;  (F) the  lessor  under such ground  lease is not in default under  any of the  terms or  provisions  of such  ground  lease on the part of the  lessor  to be observed or  performed;  (G) the  lessor  under such  ground  lease has  satisfied  any repair or construction  obligations  due as of the  related  Closing  Date  pursuant  to the  terms of such ground lease;  (H) the  execution,  delivery and  performance  of the Mortgage do not require the consent  (other than those  consents  which have been  obtained and are in full force and effect)
         under,  and will not  contravene  any provision of or cause a default  under,  such ground lease;
         and  (I) the  term of such  lease  does  not  terminate  earlier  than the  maturity  date of the
         Mortgage Note.

                  (xx)       With respect to escrow  deposits  and payments  that the Servicer is entitled to collect,  all such  payments are in the  possession  of, or under the control of the Servicer, and there exist no deficiencies  in connection  therewith for which  customary  arrangements  for repayment  thereof  have  not  been  made.  All  escrow  payments  have  been  collected  in full compliance  with state and  federal  law and the  provisions  of the  related  Mortgage  Note and
         Mortgage.  As to any  Mortgage  Loan that is the  subject  of an  escrow,  escrow of funds is not prohibited by applicable law and has been  established  in an amount  sufficient to pay for every escrowed  item that  remains  unpaid and has been  assessed  but is not yet due and  payable.  No escrow  deposits or other charges or payments due under the Mortgage  Note have been  capitalized under any Mortgage or the related Mortgage Note.

                  (yy)       There is no Mortgage  Loan that was  originated  on or after  October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

                  (zz)       No  proceeds  from any  Mortgage  Loan were used to  finance  single  premium credit insurance policies.

                  (aaa)      No borrower was required to purchase  any credit life,  disability,  accident or health  insurance  product as a condition of obtaining  the  extension of credit.  No borrower obtained a prepaid  single-premium credit life,  disability,  accident or health insurance policy in  connection  with the  origination  of the Mortgage  Loan;  No proceeds from any Mortgage Loan were used to purchase  single premium credit  insurance  policies as part of the  origination of, or as a condition to closing, such Mortgage Loan.

                  (bbb)      Any  Mortgage  Loan  with a  Mortgaged  Property  in the  State  of  Illinois complies with the Illinois Interest Act.

                  (ccc)      With respect to any Mortgage  Loan  originated on or after August 1, 2004 and underlying  the  security,  neither the related  Mortgage nor the related  Mortgage Note requires the borrower to submit to  arbitration  to resolve any dispute  arising out of or relating in any way to the mortgage loan transaction.

                  (ddd)      The  Servicer  will  transmit   full-file  credit  reporting  data  for  each
         Mortgage  Loan  pursuant  to the  Fannie  Mae  Selling  Guide  and that for each  Mortgage  Loan,
         Servicer  agrees it shall  report  one of the  following  statuses  each  month as  follows:  new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

                  (eee)      Each  Mortgage  Loan  is  in  compliance  with  the  anti-predatory   lending
         eligibility for purchase requirements of Fannie Mae's Selling Guide.

         Subsection 7.02  Seller and Servicer Representations.

         The Seller and the Servicer  hereby  represent and warrant to the Purchaser that, as to itself as of the related Closing Date:

                  (a)        It is a national banking association,  duly organized,  validly existing, and in good standing  under the laws of the United States and has all licenses  necessary to carry on its  business as now being  conducted  and is  licensed,  qualified  and in good  standing in the states where the  Mortgaged  Property is located if the laws of such state  require  licensing or qualification  in order to  conduct  business  of the type  conducted  by it.  It is an  approved seller/servicer  in good standing of  conventional  residential  mortgage loans for Fannie Mae or
         Freddie Mac and is a HUD-approved  mortgagee  under  Section 203 of the National  Housing Act. It has  corporate  power and  authority  to execute and  deliver  this  Agreement  and to perform in accordance  herewith;  the execution,  delivery and performance of this Agreement  (including all instruments of transfer to be delivered  pursuant to this  Agreement) by it and the  consummation of the transactions  contemplated hereby have been duly and validly  authorized.  This Agreement, assuming  due  authorization,  execution  and  delivery by the  Purchaser,  evidences  the legal,
         valid,  binding  and  enforceable   obligation  of  it,  subject  to  applicable  law  except  as
         enforceability  may  be  limited  by  (i) bankruptcy,   insolvency,  liquidation,   receivership,
         moratorium,  reorganization  or other  similar laws  affecting the  enforcement  of the rights of creditors and (ii) general  principles of equity,  whether  enforcement is sought in a proceeding in  equity  or at law.  All  requisite  corporate  action  has  been  taken  by it to  make  this
         Agreement valid and binding upon it in accordance with the terms of this Agreement.

                  (b)        No  consent,   approval,   authorization   or  order  is  required   for  the
         transactions  contemplated  by this  Agreement  from any court,  governmental  agency or body, or federal  or  state  regulatory  authority  having  jurisdiction  over it or,  if  required,  such consent,  approval,  authorization  or order has been or will, prior to the related Closing Date, be obtained.

                  (c)        The  consummation of the  transactions  contemplated by this Agreement are in its  ordinary  course of business  and will not result in the breach of any term or  provision of its charter or by-laws or result in the breach of any term or provision  of, or conflict  with or constitute  a  default  under  or  result  in the  acceleration  of  any  obligation  under,  any agreement,  indenture  or loan or  credit  agreement  or  other  instrument  to  which  it or its property is subject,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which it or its property is subject.

                  (d)        Its  transfer,  assignment  and  conveyance  of the  Mortgage  Notes  and the
         Mortgages  pursuant  to this  Agreement  are not  subject  to the bulk  transfer  or any  similar statutory provisions in effect in any applicable jurisdiction.

                  (e)        There is no action,  suit,  proceeding  or  investigation  pending or, to its best knowledge,  threatened  against it which,  either  individually  or in the aggregate,  would result  in  any  material  adverse  change  in its  business,  operations,  financial  condition, properties  or  assets,  or in any  material  impairment  of its right or ability to carry on its business  substantially  as now  conducted or which would draw into question the validity of this
         Agreement or the  Mortgage  Loans or of any action  taken or to be taken in  connection  with its obligations  contemplated  herein,  or which would materially impair its ability to perform under the terms of this Agreement.

                  (f)        It does not  believe,  nor does it have any reason or cause to believe,  that it cannot perform each and every covenant contained in this Agreement.

                  (g)        It  acknowledges  and agrees that the  Servicing  Fee shall be treated by the
         Servicer,  for accounting and tax purposes,  as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                  (h)        It has  determined  that the  disposition  of the Mortgage  Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

                  (i)        It is  solvent  and the  sale of the  Mortgage  Loans  will  not  cause it to become  insolvent.  The sale of the Mortgage Loans is not  undertaken  with the intent to hinder, delay or defraud any of its creditors.

                  (j)        It has not dealt with any broker,  investment  banker,  agent or other person that may be  entitled  to any  commission  or  compensation  in  connection  with the sale of the
         Mortgage Loans.

         Subsection 7.03  Remedies for Breach of Representations and Warranties.

         It  is  understood   and  agreed  that  the   representations   and   warranties   set  forth  in
Subsections 7.01  and 7.02 shall  survive the sale of the Mortgage  Loans to the Purchaser and shall inure to the  benefit  of the  Purchaser,  notwithstanding  any  restrictive  or  qualified  endorsement  on any
Mortgage Note or Assignment of Mortgage or the  examination  or lack of  examination of any Mortgage File.
Upon  discovery  by the  Seller,  the  Servicer  or the  Purchaser  of a  breach  of any of the  foregoing representations  and warranties which materially and adversely  affects the value of the Mortgage Loans or the interest of the  Purchaser  therein (or which  materially  and  adversely  affects the interest of the
Purchaser  in or the value of the  related  Mortgage  Loan in the case of a  representation  and  warranty relating to a particular  Mortgage  Loan),  the party  discovering  such breach shall give prompt  written notice to the others.

         Within  sixty (60)  days after the earlier of either  discovery by or notice to either the Seller or the Servicer of any breach of a representation  or warranty which materially and adversely  affects the value of a Mortgage  Loan or the Mortgage  Loans or the interest of the Purchaser  therein,  the Seller or the  Servicer,  as the case may be,  shall  use its best  efforts  promptly  to cure  such  breach  in all material  respects  and, if such breach  cannot be cured  within  ninety (90) days after the  discovery or notice of the breach,  the Seller  shall,  at the  Purchaser's  option,  repurchase  such Mortgage Loan or
Mortgage Loans at the  Repurchase  Price.  However,  the Seller may, at its option,  with the  Purchaser's prior  approval,  such  approval  not to be  withheld  unreasonably,  and  assuming  that the Seller has a
Substitute  Mortgage  Loan,  rather than  repurchase  the  Mortgage  Loan as provided  above,  remove such
Mortgage  Loan and  substitute  in its place a Substitute  Mortgage  Loan or  Substitute  Mortgage  Loans;
provided,  however,  that any such  substitution  shall be effected within two (2) years after the related
Closing Date. If the Seller has no Substitute  Mortgage Loan, it shall  repurchase the deficient  Mortgage
Loan.  Any  repurchase of a Mortgage Loan  pursuant to the  foregoing  provisions of this  Subsection 7.03 shall occur on a date  designated by the Purchaser and shall be  accomplished  by the Seller  remitting by wire transfer to the Purchaser the amount of the related Repurchase Price.

         At the time of  repurchase of any  deficient  Mortgage  Loan (or removal of any Deleted  Mortgage
Loan),  the  Purchaser and the Seller shall arrange for the  assignment of the  repurchased  Mortgage Loan
(or Deleted  Mortgage  Loan) to the Seller or its designee and the delivery to the Seller of any documents held by the Purchaser  relating to the repurchased  Mortgage Loan in the manner required by this Agreement with respect to the purchase and sale of such  Mortgage  Loan on the related  Closing Date. In the event a deficient  Mortgage Loan is  repurchased,  the Seller  shall,  simultaneously  with its  remittance to the
Purchaser of such related  Repurchase  Price,  give written notice to the Purchaser  that such  repurchase has taken place.  Upon such  repurchase,  the related  Mortgage  Loan  Schedule  shall  simultaneously  be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

         As to any  Deleted  Mortgage  Loan  for  which  the  Seller  substitutes  one or more  Substitute
Mortgage  Loans,  the Seller  shall effect such  substitution  by  delivering  to the  Purchaser  for each
Substitute  Mortgage  Loan the Mortgage  Note,  the  Mortgage,  the  Assignment of Mortgage and such other documents and  agreements as are required by  Subsection 6.03.  The Seller shall remit to the Servicer for distribution  the Monthly Payment due on each Substitute  Mortgage Loan in the month following the date of such  substitution.  Monthly  Payments  due with  respect  to  Substitute  Mortgage  Loans in the month of substitution  will be  retained  by the  Seller.  For the  month  of  substitution,  distributions  to the
Purchaser  will  include  the  Monthly  Payment  due  on  such  Deleted  Mortgage  Loan  in the  month  of substitution,  and the Seller shall thereafter be entitled to retain all amounts subsequently  received by it in respect of such Deleted  Mortgage  Loan.  The Seller shall give written notice to the Purchaser that such  substitution  has taken  place and shall  amend the related  Mortgage  Loan  Schedule to reflect the removal  of such  Deleted  Mortgage  Loan from the terms of this  Agreement  and the  substitution  of the
Substitute  Mortgage Loan. Upon such substitution,  each Substitute  Mortgage Loan shall be subject to the terms of this  Agreement  in all  respects,  and the Seller  shall be deemed to have made with  respect to such  Substitute  Mortgage  Loan,  as of the date of  substitution,  the  covenants,  representations  and warranties set forth in Subsections 7.01 and 7.02.

         For any month in which the Seller  substitutes one or more  Substitute  Mortgage Loans for one or more  Deleted  Mortgage  Loans,  the Seller  will  determine  the  amount (if any) by which the  aggregate principal  balance of all such  Substitute  Mortgage Loans as of the date of substitution is less than the aggregate  Stated  Principal  Balance of all such Deleted  Mortgage Loans (after  application of scheduled principal  payments  due in the  month of  substitution).  The  amount of such  shortfall,  plus an amount equal to the aggregate of any Servicing  Advances made with respect to such Deleted Mortgage Loans,  shall be remitted to the Servicer by the Seller for distribution by the Servicer in the month of substitution.

         In addition to such cure,  repurchase and  substitution  obligations,  the Seller or the Servicer shall indemnify the Purchaser and hold it harmless against any  out-of-pocket  losses,  penalties,  fines, forfeitures,  reasonable and necessary  legal fees and related  costs,  judgments,  settlements  and other costs and  expenses  resulting  from any claim,  demand,  defense or  assertion by any third party that is based on or grounded  upon,  or resulting  from, a breach of the Seller or the  Servicer,  as  applicable, representations and warranties contained in this Agreement;  provided, however,  indemnification shall not be available  for any economic  losses of the  Purchaser due to  reinvestment  losses,  loss of investment income or any other special, indirect or consequential losses or damages.

         No action may be brought  against  the Seller or the  Servicer,  as  applicable,  relating  to or arising out of the breach of any  representations  and warranties  made in  Subsections 7.01  or 7.02 with respect to any  Mortgage  Loan unless and until  (i) discovery  of such breach by the  Purchaser or notice thereof by the Seller or the  Servicer  to  Purchaser,  (ii) failure  by the  Seller or the  Servicer,  as applicable,  to cure  such  breach,  repurchase  such  Mortgage  Loan as  specified  above,  substitute  a
Substitute  Mortgage  Loan for such Mortgage  Loan as specified  above and/or  indemnify the Purchaser and
(iii) demand  upon the Seller or the Servicer,  as applicable,  by the Purchaser for  compliance  with the terms of this Agreement.

         It is understood and agreed that the  obligations  of the Seller or the Servicer,  as applicable, set forth in this  Subsection 7.03 to cure,  repurchase or substitute for a defective Mortgage Loan and/or to indemnify  the  Purchaser  constitute  the sole  remedies of the  Purchaser  respecting a breach of the representations and warranties set forth in Subsections 7.01 and 7.02.

         Subsection 7.04  Repurchase of Certain Prepaid or Converted Mortgage Loans.

         If the  principal  balance due on a Mortgage  Loan is paid in full prior to the  related  Closing
Date,  the Seller shall remit to the  Purchaser  an amount  equal to the product of (i) the  excess of the
Purchase Price  Percentage over 100%,  times (ii) the amount of such Principal  Prepayment in full. If any
Mortgagor  converts the adjustable  Mortgage Interest Rate on any related  Convertible  Mortgage Loan to a fixed Mortgage  Interest Rate, the Seller shall  repurchase  that  Convertible  Mortgage Loan prior to the next scheduled Due Date for such Mortgage Loan pursuant to Subsection 7.03.

         SECTION 8.  Closing Conditions.

         The closing for the  purchase  and sale of each  Mortgage  Loan  Package  shall take place on the related  Closing  Date.  The  closing  shall be either by  telephone,  confirmed  by letter or wire as the parties hereto shall agree, or conducted in person, at such place as the parties hereto shall agree.

         The closing for each Mortgage Loan Package  shall be subject to the  satisfaction  of each of the following conditions:

         (a)      the Seller shall have  delivered to the  Purchaser  the related  Mortgage  Loan Schedule and an electronic data file containing information on a loan-level basis;

         (b)      all of the  representations  and warranties of the Seller under this Agreement  shall be true and correct as of the related  Closing Date (or,  with respect to  Subsection  7.01,  such other date specified  therein) in all material  respects and no default shall have  occurred  hereunder  which,  with notice or the passage of time or both, would constitute an Event of Default hereunder;

         (c)      the  Purchaser  shall have received  from the  custodian an initial  certification  with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

         (d)      the Purchaser  shall have received  originals of the related Term Sheet  executed by the
Seller and a funding  memorandum  setting forth the Purchase  Price(s),  and the accrued interest thereon, for the Mortgage Loan Package; and

         (e)      all other  terms and  conditions  of this  Agreement  and the  related  Term Sheet to be satisfied by the Seller shall have been complied with in all material respects.

         Upon  satisfaction  of the foregoing  conditions,  the Purchaser  shall pay to the Seller on such
Closing Date the Purchase Price for the related Mortgage Loan Package,  plus accrued interest  pursuant to
Section 4 of this Agreement.

         SECTION 9. [Reserved.]

         SECTION 10.  Costs.

         The Seller and the Servicer shall pay any  commissions  due their salesmen and the legal fees and expenses of their  attorneys.  The Purchaser  shall pay the cost of delivering  the Mortgage  Files to the
Purchaser  or its  designee,  the cost of  recording  the  Assignments  of Mortgage,  any  custodial  fees incurred  in  connection  with the  release of any  Mortgage  Loan  Documents  as may be  required  by the servicing  activities  hereunder and all other costs and expenses  incurred in connection with the sale of the  Mortgage  Loans  by the  Seller  to the  Purchaser,  including  without  limitation  the  Purchaser's attorneys' fees.

         SECTION 11.  Administration and Servicing of Mortgage Loans.

         Subsection 11.01  Servicer to Act as Servicer; Subservicing.

         The Servicer,  as an independent  contractor,  shall service and administer the Mortgage Loans in accordance  with this  Agreement and Customary  Servicing  Procedures  and the terms of the Mortgage Notes and Mortgages,  and shall have full power and authority,  acting alone or through  subservicers or agents, to do or cause to be done any and all things in connection  with such servicing and  administration  which the  Servicer may deem  necessary  or  desirable  and  consistent  with the terms of this  Agreement.  The
Servicer may perform its servicing  responsibilities through agents or independent contractors,  but shall not  thereby be  released  from any of its  responsibilities  hereunder.  Notwithstanding  anything to the contrary,  the  Servicer  may  delegate  any of its  duties  under  this  Agreement  to one or more of its affiliates  without  regard  to any of the  requirements  of this  section;  provided,  however,  that the
Servicer shall not be released from any of its  responsibilities  hereunder by virtue of such  delegation.
The Mortgage Loans may be subserviced by one or more  unaffiliated  subservicers on behalf of the Servicer
provided  each  subservicer  is  a  Fannie  Mae  approved   seller/servicer  or  a  Freddie  Mac  approved
seller/servicer  in good  standing,  and no event has  occurred,  including but not limited to a change in insurance  coverage,  that  would  make it unable  to comply  with the  eligibility  for  seller/servicers imposed by Fannie Mae or Freddie Mac, or which would  require  notification  to Fannie Mae or Freddie Mac.
The Servicer  shall pay all fees and expenses of the  subservicer  from its own funds  (provided  that any such  expenditures  that would constitute  Servicing  Advances if made by the Servicer  hereunder shall be reimbursable  to the  Servicer as  Servicing  Advances),  and the  subservicer's  fee shall not exceed the
Servicing Fee.

         At the cost and expense of the Servicer,  without any right of  reimbursement  from the Custodial
Account,  the Servicer  shall be entitled to terminate  the rights and  responsibilities  of a subservicer and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements  in the  preceding  paragraph;  provided,  however,  that nothing  contained  herein shall be deemed to prevent or  prohibit  the  Servicer,  at the  Servicer's  option,  from  electing to service the related  Mortgage  Loans itself.  If the Servicer's  responsibilities  and duties under this Agreement are terminated  and if requested  to do so by the  Purchaser,  the Servicer  shall at its own cost and expense terminate  the rights and  responsibilities  of the  subservicer  as soon as is reasonably  possible.  The
Servicer  shall pay all fees,  expenses  or  penalties  necessary  in order to  terminate  the  rights and responsibilities  of the  subservicer  from  the  Servicer's  own  funds  without  reimbursement  from the
Purchaser.

         The  Servicer  shall  be  entitled  to  enter  into  an  agreement  with  the   subservicer   for
indemnification  of the  Servicer by the  subservicer  and nothing  contained in this  Agreement  shall be deemed to limit or modify such indemnification.

         Any  subservicing  agreement  and any other  transactions  or services  relating to the  Mortgage
Loans  involving the subservicer  shall be deemed to be between the  subservicer  and Servicer alone,  and the Purchaser shall have no obligations,  duties or liabilities with respect to the subservicer  including no  obligation,  duty or  liability of the  Purchaser  to pay the  subservicer's  fees and  expenses.  For purposes of distributions and advances by the Servicer  pursuant to this Agreement,  the Servicer shall be deemed to have received a payment on a Mortgage Loan when the subservicer has received such payment.

         Consistent with the terms of this Agreement,  the Servicer may waive,  modify or vary any term of any  Mortgage  Loan or  consent  to the  postponement  of strict  compliance  with any such term or in any manner grant  indulgence to any  Mortgagor;  provided,  however,  that (unless the Mortgagor is in default with respect to the Mortgage  Loan,  or such default is, in the judgment of the  Servicer,  imminent,  and the  Servicer  has the consent of the  Purchaser)  the  Servicer  shall not enter into any payment plan or agreement  to  modify  payments  with  a  Mortgagor  lasting  more  than  six (6)  months  or  permit  any modification  with  respect  to any  Mortgage  Loan that would  change the  Mortgage  Interest  Rate,  the
Lifetime  Rate Cap (if  applicable),  the Initial  Rate Cap (if  applicable),  the  Periodic  Rate Cap (if applicable)  or the Gross  Margin (if  applicable),  defer or forgive  the  payment  of any  principal  or interest,  change the outstanding  principal  amount (except for actual  payments of principal),  make any future  advances or extend the final  maturity  date,  as the case may be, with  respect to such  Mortgage
Loan.  Without  limiting the generality of the  foregoing,  the Servicer in its own name or acting through subservicers or agents is hereby  authorized and empowered by the Purchaser when the Servicer  believes it appropriate  and  reasonable  in its best  judgment,  to execute and deliver,  on behalf of itself and the
Purchaser, all instruments of satisfaction or cancellation,  or of partial or full release,  discharge and all other comparable  instruments,  with respect to the Mortgage Loans and the Mortgaged Properties and to
institute  foreclosure  proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties,  and to hold or cause to be held title to such properties,  on behalf of the Purchaser pursuant to the provisions of Subsection 11.13.

         The  Servicer  shall  notify  the  Purchaser  of  its  intention  to  institute  any  foreclosure proceeding  no fewer than ten (10) days prior to initiating  such  proceeding.  The Servicer  shall notify the Purchaser of its intention to accept a  deed-in-lieu  of  foreclosure  or a partial  release of any of the  Mortgaged  Property  subject  to the  lien of the  Mortgage  no fewer  than  ten (10)  days  prior to accepting  such  deed-in-lieu  or partial  release and shall only accept such  deed-in-lieu  or grant such partial  release if the Purchaser has not objected  before the end of the tenth day after delivery of such notice.  In connection  with any  foreclosure  sale,  the Servicer  shall consult with the Purchaser  with regard to a bid price for the related  Mortgaged  Property and shall set such bid price in accordance with the Purchaser's  instructions.  The Servicer shall make all required  Servicing Advances and shall service and administer  the Mortgage  Loans in accordance  with all applicable  laws,  rules and  regulations  and shall  provide to the  Mortgagors  any reports  required to be provided  to them  thereby.  The  Purchaser shall  furnish  to the  Servicer  any powers of  attorney  and other  documents  reasonably  necessary  or appropriate  to enable the  Servicer  to carry out its  servicing  and  administrative  duties  under this
Agreement.

         Notwithstanding  anything to the contrary  contained  herein, in connection with a foreclosure or acceptance  of a  deed-in-lieu  of  foreclosure,  if the Servicer has  reasonable  cause to believe that a
Mortgaged  Property is  contaminated  by  hazardous  or toxic  substances  or waste,  or if the  Purchaser otherwise requests an environmental  inspection or review of such Mortgaged  Property,  such an inspection or review is to be conducted by a qualified  inspector at the  Purchaser's  expense.  Upon  completion  of the  inspection,  the  Servicer  shall  promptly  provide  the  Purchaser  with a  written  report  of the environmental  inspection.  After  reviewing  the  inspection,  the  Purchaser  shall  determine  how  the
Servicer shall proceed with respect to the Mortgaged Property.

         Subsection 11.02  Liquidation of Mortgage Loans.

         In the event that any payment due under any  Mortgage  Loan is not paid when the same becomes due and payable,  or in the event the Mortgagor  fails to perform any other  covenant or obligation  under the
Mortgage Loan and such failure  continues  beyond any  applicable  grace period,  the Servicer  shall take such action as it shall deem to be in the best  interest of the  Purchaser.  In the event that any payment due under any Mortgage Loan remains  delinquent  for a period of  ninety (90)  days or more,  the Servicer shall  commence  foreclosure  proceedings  in  accordance  with  Customary  Servicing  Procedures  and the guidelines  set forth by Fannie Mae or Freddie Mac. In such  connection,  the Servicer  shall from its own funds make all  necessary  and proper  Servicing  Advances.  If the  portion of any  Liquidation  Proceeds allocable  as a recovery  of  interest  on any  Mortgage  Loan is less than the full amount of accrued and unpaid  interest on such  Mortgage Loan as of the date such  proceeds are  received,  then the  applicable
Servicing  Fees  with  respect  to such  Mortgage  Loan  shall be paid  first  and any  amounts  remaining thereafter shall be distributed to the Purchaser.

         Subsection 11.03  Collection of Mortgage Loan Payments.

         Continuously  from the date hereof until the  principal  and  interest on all Mortgage  Loans are paid in full, the Servicer will proceed  diligently,  in accordance  with this  Agreement,  to collect all payments due under each of the Mortgage  Loans when the same shall  become due and payable.  Further,  the
Servicer  will  in  accordance  with  Customary  Servicing   Procedures   ascertain  and  estimate  taxes,
assessments,  fire and hazard insurance premiums,  premiums for Primary Mortgage Insurance  Policies,  and all other  charges  that,  as  provided in any  Mortgage,  will become due and payable to the end that the installments  payable by the  Mortgagors  will be  sufficient  to pay such charges as and when they become due and payable.

         Subsection 11.04  Establishment of Custodial Account; Deposits in Custodial Account.

         The  Servicer  shall  segregate  and hold all  funds  collected  and  received  pursuant  to each
Mortgage  Loan  separate and apart from any of its own funds and general  assets and shall  establish  and maintain  one or more  Custodial  Accounts  (collectively,  the  "Custodial  Account"),  titled  "Bank  of
America,  National  Association,  in trust for EMC Mortgage Corporation as Purchaser of Mortgage Loans and
various  Mortgagors."  Such Custodial  Account shall be established with a commercial bank, a savings bank or a savings and loan  association  (which may be a depository  affiliate of the Servicer) which meets the guidelines  set forth by Fannie Mae or Freddie Mac as an eligible  depository  institution  for  custodial accounts.  The  Custodial  Account  shall  initially be  established  and  maintained  at Bank of America,
National  Association,  or any successor  thereto,  and shall not be transferred  to any other  depository institution  without the Purchaser's  approval,  which shall not  unreasonably  be withheld.  In any case, the  Custodial  Account  shall be insured by the FDIC in a manner which shall  provide  maximum  available insurance thereunder and which may be drawn on by the Servicer.

         The Servicer  shall deposit in the  Custodial  Account on a daily basis,  and retain  therein the following  payments and  collections  received or made by it subsequent to the related Cut-off Date (other than in respect of  principal  and  interest on the  Mortgage  Loans due on or before the related  Cut-off
Date):
                  all payments on account of principal,  including Principal Prepayments,  on the Mortgage
         Loans;

                  all  payments  on account of  interest  on the  Mortgage  Loans  adjusted to the related
         Mortgage Loan Remittance Rate;

                  all Liquidation Proceeds;

                  all  proceeds  received  by the  Servicer  under  any  title  insurance  policy,  hazard insurance  policy,  Primary  Mortgage  Insurance  Policy or other  insurance  policy  other  than proceeds  to be held in the  Escrow  Account  and  applied  to the  restoration  or repair of the
         Mortgaged  Property  or  released  to  the  Mortgagor  in  accordance  with  Customary  Servicing
         Procedures;

                  all awards or  settlements  in respect of  condemnation  proceedings  or eminent  domain affecting any  Mortgaged  Property  which are not released to the  Mortgagor in  accordance  with
         Customary Servicing Procedures;

                  any  amount   required  to  be  deposited   in  the   Custodial   Account   pursuant  to
         Subsections 11.15, 11.17 and 11.19;

                  any  amount  required  to be  deposited  by the  Servicer  in  connection  with  any REO
         Property pursuant to Subsection 11.13;

                  all amounts  required to be deposited by the Servicer in connection  with  shortfalls in principal amount of Substitute Mortgage Loans pursuant to Subsection 7.03;

                  with  respect  to each  Principal  Prepayment  in  full,  an  amount  (to be paid by the
         Servicer out of its own funds) which,  when added to all amounts  allocable to interest  received in connection with the Principal  Prepayment in full,  equals one month's  interest on the amount of principal so prepaid for the month of prepayment at the  applicable  Mortgage Loan  Remittance
         Rate; provided,  however,  that the Servicer's aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing  Fees  actually  received with respect to the Mortgage Loans by the Servicer during such month;

                  amounts  required to be  deposited  by the Servicer in  connection  with the  deductible clause of any hazard insurance policy; and

                  any BPP Mortgage Loan Payments payable by the Servicer pursuant to Subsection 11.25.

         The  foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges,  assumption  fees,  BPP Fees and other  ancillary fees need not be deposited by the
Servicer in the Custodial Account.

         The Servicer may invest the funds in the  Custodial  Account in Eligible  Investments  designated in the name of the  Servicer  for the  benefit of the  Purchaser,  which  shall  mature not later than the
Business Day next preceding the Remittance  Date next following the date of such  investment  (except that
(A) any  investment in the institution  with which the Custodial  Account is maintained may mature on such
Remittance  Date and (B) any other  investment  may mature on such  Remittance  Date if the Servicer shall advance  funds  on  such  Remittance  Date,  pending  receipt  thereof  to the  extent  necessary  to make distributions  to the Purchaser)  and shall not be sold or disposed of prior to maturity.  Notwithstanding anything to the contrary  herein and above,  all income and gain realized from any such  investment  shall be for the benefit of the  Servicer  and shall be subject to  withdrawal  by the  Servicer.  The amount of any losses  incurred in respect of any such  investments  shall be deposited in the  Custodial  Account by the Servicer out of its own funds immediately as realized.

         Subsection 11.05  Withdrawals From the Custodial Account.

         The  Servicer  shall,  from time to time,  withdraw  funds  from the  Custodial  Account  for the following purposes:

                  (a)        to make payments to the  Purchaser in the amounts and in the manner  provided for in Subsection 11.15;

                  (b)        to  reimburse  itself for P&I  Advances,  the  Servicer's  right to reimburse itself  pursuant  to this  subclause (b)  with  respect to any  Mortgage  Loan  being  limited to related Liquidation Proceeds,  Condemnation  Proceeds,  Insurance Proceeds and such other amounts as may be  collected  by the Servicer  from the  Mortgagor or otherwise  relating to the Mortgage
         Loan, it being  understood  that, in the case of any such  reimbursement,  the  Servicer's  right thereto  shall be prior to the  rights of the  Purchaser  with  respect  to such  Mortgage  Loan, except  that,  where  the  Seller  is  required  to  repurchase  a  Mortgage  Loan,  pursuant  to
         Subsection 7.03,  the Servicer's right to such  reimbursement  shall be subsequent to the payment to the  Purchaser of the  Repurchase  Price  pursuant to  Subsection 7.03,  and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (c)        to  reimburse  itself  for any  unpaid  Servicing  Fees and for  unreimbursed
         Servicing  Advances,  the Servicer's  right to reimburse  itself  pursuant to this  subclause (c)
         with respect to any Mortgage Loan being  limited to related  Liquidation  Proceeds,  Condemnation
         Proceeds,  Insurance  Proceeds and such other  amounts as may be  collected by the Servicer  from the Mortgagor or otherwise  relating to the Mortgage Loan, it being  understood that, in the case of any such  reimbursement,  the  Servicer's  right  thereto  shall be prior to the rights of the
         Purchaser   unless  the  Seller  is  required  to   repurchase  a  Mortgage   Loan   pursuant  to
         Subsection 7.03,  in which case the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the related  Repurchase  Price  pursuant to  Subsection 7.03  and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (d)        to   reimburse   itself  for   unreimbursed   Servicing   Advances   and  for
         unreimbursed P&I Advances,  to the extent that such amounts are  nonrecoverable  (as certified by the  Servicer  to the  Purchaser  in an  Officer's  Certificate)  by  the  Servicer  pursuant  to subclause (b) or (c) above,  provided that the Mortgage Loan for which such advances were made is not required to be repurchased by a Seller pursuant to Subsection 7.03;

                  (e)        to  reimburse  itself  for  expenses  incurred  by  and  reimbursable  to  it pursuant to Subsection 12.01;

                  (f)        to   withdraw   amounts   to   make   P&I   Advances   in   accordance   with
         Subsection 11.17;

                  (g)        to pay to itself any  interest  earned or any  investment  earnings  on funds deposited in the Custodial Account, net of any losses on such investments;

                  (h)        to withdraw any amounts  inadvertently  deposited in the  Custodial  Account;
         and

                  (i)        to clear and  terminate the Custodial  Account upon the  termination  of this
         Agreement.

         Upon  request,  the Servicer  shall provide the  Purchaser  with copies of reasonably  acceptable invoices  or other  documentation  relating  to  Servicing  Advances  that have been  reimbursed  from the
Custodial Account.

         Subsection 11.06  Establishment of Escrow Account; Deposits in Escrow Account.

         The  Servicer  shall  segregate  and hold all  funds  collected  and  received  pursuant  to each
Mortgage Loan which  constitute  Escrow Payments  separate and apart from any of its own funds and general assets  and  shall  establish  and  maintain  one or more  Escrow  Accounts  (collectively,  the  "Escrow
Account"),  titled  "Bank of America,  National  Association,  in trust for EMC  Mortgage  Corporation  as
Purchaser of Mortgage  Loans and various  Mortgagors."  The Escrow  Account  shall be  established  with a commercial  bank, a savings bank or a savings and loan  association  (which may be a depository  affiliate of  Servicer),  which  meets  the  guidelines  set  forth by  Fannie  Mae or  Freddie  Mac as an  eligible institution  for escrow  accounts.  The Escrow Account shall  initially be  established  and maintained at
Bank of America,  National  Association,  or any successor  thereto,  and shall not be  transferred to any
other  depository  institution  without  the  Purchaser's  approval,   which  shall  not  unreasonably  be
withheld.  In any case,  the Escrow  Account  shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

         The Servicer shall deposit in the Escrow Account on a daily basis,  and retain  therein:  (a) all
Escrow Payments  collected on account of the Mortgage Loans,  for the purpose of effecting  timely payment of any such  items as  required  under  the  terms of this  Agreement  and  (b) all  amounts  representing proceeds  of any hazard  insurance  policy  which are to be applied  to the  restoration  or repair of any
Mortgaged   Property.   The  Servicer  shall  make   withdrawals   therefrom   only  in  accordance   with
Subsection 11.07  hereof.  As part of its  servicing  duties,  the  Servicer  shall pay to the  Mortgagors interest on funds in the Escrow Account, to the extent required by law.

         Subsection 11.07  Withdrawals From Escrow Account.

         Withdrawals  from the Escrow  Account  shall be made by the Servicer  only (a) to  effect  timely payments of ground rents, taxes,  assessments,  premiums for Primary Mortgage Insurance Policies, fire and hazard insurance  premiums or other items  constituting  Escrow Payments for the related Mortgage,  (b) to reimburse  the Servicer for any Servicing  Advance made by Servicer  pursuant to  Subsection 11.08  hereof with respect to a related  Mortgage  Loan,  (c) to refund to any Mortgagor any funds found to be in excess of the amounts  required under the terms of the related  Mortgage Loan,  (d) for transfer to the Custodial
Account upon default of a Mortgagor or in  accordance  with the terms of the related  Mortgage Loan and if permitted by applicable law, (e) for  application to restore or repair of the Mortgaged  Property,  (f) to pay to the  Mortgagor,  to the extent  required by law,  any interest  paid on the funds  deposited in the
Escrow  Account,  (g) to pay to itself any interest  earned on funds  deposited in the Escrow Account (and not  required to be paid to the  Mortgagor),  (h) to the extent  permitted  under the terms of the related
Mortgage Note and applicable  law, to pay late fees with respect to any Monthly  Payment which is received after the applicable grace period,  (i) to withdraw  suspense  payments that are deposited into the Escrow
Account,  (j) to  withdraw any amounts  inadvertently  deposited in the Escrow Account or (k) to clear and terminate the Escrow Account upon the termination of this Agreement.

         Subsection 11.08   Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

         With respect to each Mortgage Loan, the Servicer shall maintain  accurate records  reflecting the status of ground  rents,  taxes,  assessments  and other  charges  which are or may become a lien upon the
Mortgaged  Property  and the status of  premiums  for Primary  Mortgage  Insurance  Policies  and fire and hazard insurance  coverage and shall obtain,  from time to time, all bills for the payment of such charges
(including  renewal  premiums)  and shall  effect  payment  thereof  prior to the  applicable  penalty  or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Servicer in amounts  sufficient for such purposes,  as allowed under the terms of the Mortgage.  To the extent that a Mortgage does not provide for Escrow  Payments,  the Servicer  shall  determine that any such  payments  are made by the  Mortgagor.  The  Servicer  assumes  full  responsibility  for the  timely payment  of all such  bills and shall  effect  timely  payments  of all such  bills  irrespective  of each
Mortgagor's  faithful  performance  in the payment of same or the making of the Escrow  Payments and shall make  Servicing  Advances  to effect  such  payments,  subject to its  ability to recover  such  Servicing
Advances  pursuant to  Subsections 11.05(c),  11.05(d) and 11.07(b).  No costs incurred by the Servicer or subservicers  in effecting the payment of taxes and  assessments on the Mortgaged  Properties  shall,  for the purpose of calculating  remittances  to the Purchaser,  be added to the amount owing under the related
Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Subsection 11.09  Transfer of Accounts.

         The Servicer may transfer the Custodial  Account or the Escrow Account to a different  depository institution.  Such  transfer  shall  be  made  only  upon  obtaining  the  prior  written  consent  of the
Purchaser, such consent not to be unreasonably withheld.

         Subsection 11.10  Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained  for each Mortgage Loan fire and hazard  insurance with extended coverage  customary in the area where the Mortgaged  Property is located by an insurer acceptable to  Fannie  Mae or  Freddie  Mac in an  amount  which is at least  equal to the  lesser  of  (a) the  full insurable value of the Mortgaged  Property or (b) the  greater of (i) the  outstanding  principal  balance owing on the  Mortgage  Loan  and  (ii) an  amount  such  that the  proceeds  of such  insurance  shall be sufficient to avoid the  application  to the Mortgagor or loss payee of any  coinsurance  clause under the policy.  If the  Mortgaged  Property  is in an area  identified  in the  Federal  Register  by the Federal
Emergency  Management  Agency as a special  flood  hazard  area (and such  flood  insurance  has been made available) the Servicer will cause to be maintained a flood insurance  policy meeting the  requirements of the National  Flood  Insurance  Program,  in an amount  representing  coverage not less than the lesser of
(A) the  minimum  amount  required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost  basis (or the outstanding  principal balance of the Mortgage
Loan if  replacement-cost  basis is not available) or (B) the maximum amount of insurance  available under the National  Flood  Insurance  Program.  The Servicer shall also maintain on REO Property fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum  insurable  value of the improvements  which are a part of such property,  liability  insurance and, to the extent required and available under the National Flood  Insurance  Program,  flood insurance in an amount required above.  Any amounts  collected  by the  Servicer  under any such  policies  (other than amounts to be deposited in the
Escrow Account and applied to the  restoration or repair of the property  subject to the related  Mortgage or property  acquired  in  liquidation  of the  Mortgage  Loan,  or to be  released  to the  Mortgagor  in accordance with Customary  Servicing  Procedures) shall be deposited in the Custodial Account,  subject to withdrawal  pursuant  to  Subsection 11.05.  It is  understood  and  agreed  that no  earthquake  or other additional  insurance  need be required by the  Servicer of any  Mortgagor or  maintained  on REO Property other  than  pursuant  to such  applicable  laws and  regulations  as shall at any time be in force and as shall  require  such  additional  insurance.  All  policies  required  hereunder  shall be  endorsed  with standard  mortgagee  clauses  with loss payable to Servicer,  and shall  provide for at least  thirty (30)
days prior written notice of any  cancellation,  reduction in amount or material change in coverage to the
Servicer.  The Servicer shall not interfere  with the  Mortgagor's  freedom of choice in selecting  either its insurance carrier or agent;  provided,  however, that the Servicer shall not accept any such insurance policies from  insurance  companies  unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the state wherein the property subject to the policy is located.

         The  hazard  insurance  policies  for  each  Mortgage  Loan  secured  by a unit in a  condominium development  or planned unit  development  shall be maintained  with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements.

         Subsection 11.11  Maintenance of Primary Mortgage Insurance Policy; Claims.

         With respect to each Mortgage Loan with a LTV in excess of 80%, the Servicer  shall,  without any cost to the  Purchaser,  maintain  or cause the  Mortgagor  to maintain in full force and effect a Primary
Mortgage  Insurance  Policy  insuring  that  portion of the  Mortgage  Loan in excess of a  percentage  in conformance  with Fannie Mae  requirements.  The  Servicer  shall pay or shall cause the  Mortgagor to pay the premium  thereon on a timely  basis,  at least until the LTV of such  Mortgage Loan is reduced to 80%.
In the event that such Primary Mortgage  Insurance  Policy shall be terminated,  the Servicer shall obtain from  another  insurer a comparable  replacement  policy,  with a total  coverage  equal to the  remaining coverage  of such  terminated  Primary  Mortgage  Insurance  Policy.  If the  insurer  shall cease to be a qualified  insurer,  the Servicer  shall  obtain from  another  qualified  insurer a  replacement  Primary
Mortgage  Insurance  Policy.  The Servicer  shall not take any action  which would  result in  noncoverage under any  applicable  Primary  Mortgage  Insurance  Policy of any loss which,  but for the actions of the
Servicer  would  have  been  covered  thereunder.  In  connection  with  any  assumption  or  substitution agreement  entered into or to be entered into pursuant to  Subsection 11.18,  the Servicer  shall promptly notify the insurer under the related  Primary  Mortgage  Insurance  Policy,  if any, of such assumption or substitution  of liability in  accordance  with the terms of such Primary  Mortgage  Insurance  Policy and shall take all actions  which may be  required  by such  insurer as a  condition  to the  continuation  of coverage under such Primary  Mortgage  Insurance  Policy.  If such Primary  Mortgage  Insurance  Policy is terminated  as a result of such  assumption or  substitution  of  liability,  the Servicer  shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         In connection  with its activities as servicer,  the Servicer agrees to prepare and present or to assist the Purchaser in preparing and  presenting,  on behalf of itself and the  Purchaser,  claims to the insurer under any Primary  Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary Mortgage  Insurance Policy and, in this regard,  to take such action as shall be necessary to permit  recovery  under any Primary  Mortgage  Insurance  Policy  respecting  a defaulted  Mortgage  Loan.
Pursuant to  Subsection 11.06,  any amounts collected by the Servicer under any Primary Mortgage Insurance
Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Subsection 11.07.

         Subsection 11.12  Fidelity Bond; Errors and Omissions Insurance.

         The Servicer  shall  maintain,  at its own  expense,  a blanket  Fidelity  Bond and an errors and omissions  insurance  policy,  with broad  coverage on all officers,  employees or other persons acting in any capacity requiring such persons to handle funds,  money,  documents or papers relating to the Mortgage
Loans.  These  policies must insure the Servicer  against  losses  resulting  from fraud,  theft,  errors, omissions,  negligence,  dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside  firms  that  provide  data  processing  services  for the  Servicer,  and  temporary  contract employees  or student  interns.  The  Fidelity  Bond shall also  protect and insure the  Servicer  against losses in connection with the release or  satisfaction of a Mortgage Loan without having obtained  payment in full of the  indebtedness  secured  thereby.  No  provision  of this  Subsection 11.12  requiring  such
Fidelity Bond and errors and omissions  insurance  shall  diminish or relieve the Servicer from its duties and  obligations  as set forth in this  Agreement.  The minimum  coverage under any such Fidelity Bond and insurance  policy  shall be at least  equal to the  corresponding  amounts  required  by Fannie Mae in the
Fannie Mae  Servicing  Guide or by Freddie Mac in the Freddie Mac Guide,  as amended or restated from time to time,  or in an amount as may be permitted  to the Servicer by express  waiver of Fannie Mae or Freddie
Mac.  Upon  request of the  Purchaser,  the  Servicer  shall  cause to be  delivered  to the  Purchaser  a certified  true copy of such Fidelity Bond or a certificate  evidencing the same with a statement that the
Servicer  shall  endeavor  to  provide  written  notice  to  the  Purchaser  thirty  (30)  days  prior  to modification or any material change.

         Subsection 11.13  Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged  Property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale  shall be  taken in the name of the  Purchaser  or its nominee.

         The  Purchaser,  by giving  notice to the  Servicer,  may elect to manage and  dispose of all REO
Property acquired  pursuant to this Agreement by itself.  If the Purchaser so elects,  the Purchaser shall assume control of REO Property at the time of its  acquisition  and the Servicer shall forward the related
Mortgage  File to the  Purchaser as soon as is  practicable.  Promptly  upon  assumption of control of any
REO Property,  the Purchaser shall reimburse any related Servicing  Advances or other expenses incurred by the Servicer with respect to that REO Property.

         If the Purchaser has not informed the Servicer that it will manage REO Property,  the  provisions of this  Subsection 11.13(c)  shall apply.  The  Servicer  shall cause to be deposited on a daily basis in the  Custodial  Account  all  revenues  received  with  respect to the  conservation  of the  related  REO
Property.  The Servicer shall make  distributions  as required on each Remittance Date to the Purchaser of the net cash flow from the REO  Property  (which  shall equal the  revenues  from such REO Property net of the expenses  described above and of any reserves  reasonably  required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

         The  disposition  of REO Property  shall be carried out by the Servicer.  Upon the request of the
Purchaser,  and at the Purchaser's  expense,  the Servicer shall cause an appraisal of the REO Property to be performed for the Purchaser.

         The  Servicer  shall  either  itself  or  through  an agent  selected  by the  Servicer,  manage, conserve,  protect and operate the REO  Property in the same manner that it manages,  conserves,  protects and operates other foreclosed  property for its own account,  and in the same manner that similar property in the same  locality as the REO  Property is managed.  The  Servicer  shall bill the  Purchaser  for such costs  upon the sale of the REO  Property  and shall  not  withdraw  funds to cover  such  costs  from the
Custodial Account.

         Subsection 11.14  Servicing Compensation.

         As  compensation  for its  services  hereunder,  the  Servicer  shall be  entitled  to retain the
Servicing  Fee from interest  payments  actually  collected on the Mortgage  Loans.  Additional  servicing compensation in the form of assumption  fees, late payment  charges,  prepayment  penalties,  BPP Fees and other  ancillary  income  shall be retained by the  Servicer to the extent not required to be deposited in the Custodial  Account.  The Servicer  shall be required to pay all expenses  incurred by it in connection with its servicing  activities  hereunder and shall not be entitled to  reimbursement  therefor  except as specifically provided for herein.

         Subsection 11.15  Distributions.

         On each  Remittance  Date the  Servicer  shall remit by wire  transfer of  immediately  available funds to the  account  designated  in writing by the  Purchaser  of record on the  preceding  Record  Date
(a) all amounts  credited to the Custodial  Account at the close of business on the related  Determination
Date, net of charges against or withdrawals  from the Custodial  Account  pursuant to  Subsection 11.05(b)
through (h),  plus (b) all  amounts,  if any,  which the Servicer is obligated to  distribute  pursuant to
Subsection 11.17, minus (c) any amounts  attributable to Principal  Prepayments  received after the end of the calendar  month  preceding  the month in which the  Remittance  Date  occurs,  minus  (d) any  amounts attributable to Monthly  Payments  collected but due on a Due Date or Due Dates  subsequent to the related
Due Date.

         With respect to any  remittance  received by the  Purchaser  after the Business Day on which such payment was due, the Servicer  shall pay to the  Purchaser  interest on any such late payment at an annual rate equal to the rate of interest as is publicly  announced from time to time at its principal  office by
Bank of America,  National  Association,  or its successor,  as its prime lending rate, adjusted as of the date of each change,  plus two percent (2%),  but in no event greater than the maximum amount permitted by applicable  law.  Such  interest  shall be paid by the  Servicer  to the  Purchaser  on the date such late payment is made and shall cover the period  commencing  with the  Business  Day on which such  payment was due and ending with the  Business  Day  immediately  preceding  the  Business Day on which such payment is made,  both  inclusive.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Subsection 11.16  Statements to the Purchaser.

         Not later than the tenth (10th) day of the month of each related  Remittance  Date,  the Servicer shall  forward to the  Purchaser a statement,  substantially  in the form of Exhibit 5 and  certified by a
Servicing  Officer,  setting forth on a loan-by-loan  basis:  (a) the amount of the  distribution  made on such  Remittance  Date which is allocable  to principal  and  allocable  to  interest;  (b) the  amount of servicing  compensation  received by the Servicer during the prior calendar month;  and (c) the  aggregate
Stated  Principal  Balance  of the  Mortgage  Loans  as of the  last  day of  the  preceding  month.  Such statement  shall also include  information  regarding  delinquencies  on Mortgage  Loans,  indicating  the number and aggregate  principal  amount of Mortgage Loans which are either  one (1),  two (2) or three (3)
or more  months  delinquent  and the book value of any REO  Property.  The  Servicer  shall  submit to the
Purchaser  monthly a  liquidation  report with respect to each  Mortgaged  Property  sold in a foreclosure sale as of the  related  Record  Date  and not  previously  reported.  Such  liquidation  report  shall be incorporated  into the  remittance  report  delivered to Purchaser  in the form of Exhibit 5  hereto.  The
Servicer  shall also provide such  information  as set forth above to the Purchaser in electronic  form in the Servicer's standard format, a copy of which has been provided by the Servicer.

         The Servicer  shall  prepare and file any and all tax returns,  information  statements  or other filings required to be delivered to any governmental  taxing authority,  the Mortgagor or to the Purchaser pursuant to any  applicable  law with  respect to the  Mortgage  Loans and the  transactions  contemplated hereby.  In addition,  the Servicer  shall  provide the Purchaser  with such  information  concerning  the
Mortgage Loans as is necessary for such  Purchaser to prepare  federal income tax returns as the Purchaser may reasonably request from time to time.

         Subsection 11.17  Advances by the Servicer.

         On the Business Day  immediately  preceding  each related  Remittance  Date,  the Servicer  shall either  (a) deposit  in the Custodial  Account from its own funds an amount equal to the aggregate  amount of all Monthly  Payments (with interest  adjusted to the Mortgage Loan Remittance  Rate) which were due on the Mortgage  Loans during the  applicable  Due Period and which were  delinquent at the close of business on the immediately  preceding  Determination  Date (each such advance,  a "P&I Advance"),  (b) cause to be made an  appropriate  entry  in the  records  of the  Custodial  Account  that  amounts  held  for  future distribution  have been, as permitted by this  Subsection 11.17,  used by the Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any  combination  of (a) or (b)  aggregating  the total  amount of  advances  to be made.  Any  amounts  held for future  distribution  and so used shall be replaced by the Servicer by deposit in the Custodial  Account on or before any future  Remittance  Date if funds in the  Custodial  Account on such  Remittance  Date shall be less than  payments  to the  Purchaser required to be made on such  Remittance  Date.  The  Servicer's  obligation to make P&I Advances as to any
Mortgage  Loan will  continue  through  the last  Monthly  Payment  due prior to the  payment in full of a
Mortgage  Loan,  or  through  the  last  related  Remittance  Date  prior to the  Remittance  Date for the distribution  of all other payments or recoveries  (including  proceeds  under any title,  hazard or other insurance policy, or condemnation  awards) with respect to a Mortgage Loan; provided,  however,  that such obligation  shall cease if the Servicer,  in its good faith  judgment,  determines  that such P&I Advances would not be recoverable  pursuant to  Subsection 11.05(d).  The  determination by the Servicer that a P&I
Advance,  if made,  would be  nonrecoverable,  shall  be  evidenced  by an  Officer's  Certificate  of the
Servicer, delivered to the Purchaser, which details the reasons for such determination.

         Subsection 11.18  Assumption Agreements.

         The Servicer will use its best efforts to enforce any  "due-on-sale"  provision  contained in any
Mortgage or Mortgage Note;  provided that,  subject to the Purchaser's prior approval,  the Servicer shall permit such  assumption  if so  required  in  accordance  with the terms of the  Mortgage or the  Mortgage
Note.  When the Mortgaged  Property has been conveyed by the  Mortgagor,  the Servicer will, to the extent it has  knowledge of such  conveyance,  exercise its rights to  accelerate  the maturity of such  Mortgage
Loan  under the  "due-on-sale"  clause  applicable  thereto;  provided,  however,  the  Servicer  will not exercise  such rights if  prohibited  by law from doing so or if the  exercise of such rights would impair or threaten to impair any  recovery  under the  related  Primary  Mortgage  Insurance  Policy,  if any. In connection with any such assumption,  the outstanding  principal amount, the Monthly Payment, the Mortgage
Interest Rate, the Lifetime Rate Cap (if applicable),  the Gross Margin (if applicable),  the Initial Rate
Cap (if  applicable) or the Periodic Rate Cap (if  applicable)  of the related  Mortgage Note shall not be changed,  and the term of the Mortgage  Loan will not be  increased  or  decreased.  If an  assumption  is allowed  pursuant  to this  Subsection 11.18,  the  Servicer  with the prior  consent of the issuer of the
Primary  Mortgage  Insurance  Policy,  if any, is  authorized  to enter into a  substitution  of liability agreement  with the  purchaser  of the  Mortgaged  Property  pursuant to which the  original  Mortgagor is released  from  liability  and the purchaser of the  Mortgaged  Property is  substituted  as Mortgagor and becomes liable under the Mortgage Note.

         Subsection 11.19  Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan, or the receipt by the Servicer of a  notification that payment in full will be escrowed in a manner  customary for such  purposes,  the Servicer will obtain the portion of the Mortgage File that is in the  possession of the Purchaser or its designee,  prepare and process any required  satisfaction  or release of the Mortgage and notify the Purchaser in accordance with the  provisions  of this  Agreement.  The  Purchaser  agrees to  deliver to the  Servicer  (or cause to be delivered to the  Servicer)  the original  Mortgage  Note for any  Mortgage  Loan not later than  five (5)
Business  Days  following  its receipt of a notice from the Servicer  that such a payment in full has been received  or that a  notification  has been  received  that such a  payment  in full  shall be made.  Such
Mortgage Note shall be held by the  Servicer,  in trust,  for the purpose of canceling  such Mortgage Note and  delivering  the  canceled  Mortgage  Note to the  Mortgagor  in a timely  manner as and to the extent provided under any applicable federal or state law.

         In the event  the  Servicer  grants a  satisfaction  or  release  of a  Mortgage  without  having obtained  payment in full of the  indebtedness  secured by the Mortgage or should the  Servicer  otherwise prejudice  any right the Purchaser may have under the mortgage  instruments,  the Servicer  shall remit to the  Purchaser  the  Stated  Principal  Balance of the  related  Mortgage  Loan by deposit  thereof in the
Custodial  Account.  The  Fidelity  Bond shall  insure the  Servicer  against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         Subsection 11.20  Annual Statement as to Compliance.

         (a)      The Servicer  shall deliver to the  Purchaser,  to any master  servicer  which is master servicing any of the Mortgage  Loans  pursuant to a  Securitization  or other  securitization  transaction
(each, a "Master  Servicer") and to the Sarbanes  Certifying Party not later than the earlier of (a) March
15 of each calendar  year (other than the calendar  year during which the related  Closing Date occurs) or
(b) with  respect  to any  calendar  year  during  which  the  annual  report of the  entity  which is the depositor (or other party  responsible  for filing Form 10-K with the  Commission  (as defined  below)) of the Mortgage Loans pursuant to a Securitization or other  securitization  transaction (the "Depositor") on
Form 10-K is required to be filed in  accordance  with the  Securities  Exchange  Act of 1934,  as amended
(the  "Exchange  Act")  and  the  rules  and  regulations  of  the  Securities  Exchange  Commission  (the
"Commission"),  fifteen (15) calendar days before the date on which the Depositor's  annual report on Form
10-K is required to be filed in  accordance  with the  Exchange Act and the rules and  regulations  of the
Commission  (or, in each case,  if such day is not a Business  Day,  the  immediately  preceding  Business
Day),  an  Officer's  Certificate  stating,  as to  each  signatory  thereof,  that  (i) a  review  of the activities of the Servicer  during the preceding  year and of  performance  under this  Agreement has been made under such  officer's  supervision  and (ii) to the best of such officer's  knowledge,  based on such review,  the Servicer has fulfilled all of its obligations under this Agreement  throughout such year, or, if there has been a default  in the  fulfillment  of any such  obligation,  specifying  each such  default known to such officer and the nature and status thereof.

         (b)      With  respect to any  Mortgage  Loans  that are  subject  to a  Securitization  or other securitization  transaction,  not later than the earlier of (a) March 15 of each calendar year (other than the calendar  year during  which the Closing Date occurs) or (b) with respect to any calendar  year during which the  Depositor's  annual report on Form 10-K is required to be filed in accordance with the Exchange
Act and the rules and regulations of the  Commission,  fifteen (15) calendar days before the date on which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or, in each case,  if such day is not a Business Day, the  immediately  preceding  Business  Day),  an officer of the  Servicer  shall  execute  and  deliver an
Officer's  Certificate in the form attached hereto as Exhibit 7 to the Sarbanes  Certifying  Party for the
benefit of the Sarbanes Certifying Party and its officers, directors and affiliates.

         (c)      The Servicer  shall  indemnify  and hold  harmless the Master  Servicer and the Sarbanes
Certifying  Party (any such  person,  an  "Indemnified  Party")  from and  against  any  losses,  damages, penalties,  fines,  forfeitures,  reasonable  legal fees and related costs,  judgments and other costs and expenses  arising out of or based upon a breach by the Servicer of its  obligations  under this Subsection
11.20 or  Subsection  11.21,  or the  negligence,  bad faith or  willful  misconduct  of the  Servicer  in connection  therewith.  If the indemnification  provided for herein is unavailable or insufficient to hold harmless any Indemnified  Party,  then the Servicer agrees that it shall  contribute to the amount paid or payable  by the  Indemnified  Party as a result of the  losses,  claims,  damages  or  liabilities  of the
Indemnified  Party in such  proportion as is appropriate to reflect the relative fault of the  Indemnified
Party  on the one  hand and the  Servicer  on the  other in  connection  with a breach  of the  Servicer's obligations  under this Subsection 11.20 or Subsection 11.21, or the Servicer's  negligence,  bad faith or willful misconduct in connection therewith.

It is acknowledged and agreed that each Master Servicer and the Sarbanes Certifying Party shall be an express third party beneficiary of the provisions of this Subsection 11.20 and shall be entitled independently to enforce the provisions of this Subsection 11.20 with respect to any obligations owed to such entity as if it were a direct party to this Agreement.

         Subsection 11.21  Annual Independent Public Accountants' Servicing Report.

         Not later than the earlier of (a) March 15 of each  calendar  year (other than the calendar  year during which the related  Closing  Date occurs) or (b) with respect to any calendar  year during which the
Depositor's  annual  report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  fifteen (15)  calendar  days before the date on which the
Depositor's  annual  report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or, in each case,  if such day is not a Business Day, the immediately  preceding  Business  Day),  the  Servicer  at its expense  shall cause a firm of  independent public  accountants  which is a member of the  American  Institute  of  Certified  Public  Accountants  to
furnish a statement  to any Master  Servicer  and the  Sarbanes  Certifying  Party to the effect that such firm has examined certain  documents and records  relating to the servicing of residential  mortgage loans and that, on the basis of such examination  conducted  substantially in compliance with the Uniform Single
Attestation  Program for Mortgage  Bankers,  such firm confirms that such  servicing has been conducted in compliance  with  Customary  Servicing  Procedures  except for such  significant  exceptions  or errors in records that, in the opinion of such firm, the Uniform  Single  Attestation  Program for Mortgage  Bankers
requires it to report.

         Subsection 11.22  Servicer Shall Provide Access and Information as Reasonably Required.

         The Servicer shall provide to the Purchaser,  and for any Purchaser  insured by FDIC or NAIC, the supervisory  agents and  examiners  of FDIC and OTS or NAIC,  access to any  documentation  regarding  the
Mortgage  Loans which may be required by  applicable  regulations.  Such access shall be afforded  without charge,  but only  upon  reasonable  request,  during  normal  business  hours and at the  offices  of the
Servicer.

         In addition,  the Servicer shall furnish upon request by the  Purchaser,  during the term of this
Agreement,  such periodic,  special or other reports or  information,  whether or not provided for herein, as shall be  necessary,  reasonable  and  appropriate  with respect to the purposes of this  Agreement and applicable  regulations.  All such reports or information  shall be provided by and in accordance with all reasonable  instructions  and  directions  the Purchaser may require.  The Servicer  agrees to execute and deliver  all  such  instruments  and take  all  such  action  as the  Purchaser,  from  time to time,  may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

         Subsection 11.23  Inspections.

         The Servicer  shall inspect the Mortgaged  Property as often deemed  necessary by the Servicer to assure itself that the value of the Mortgaged  Property is being preserved.  In addition,  if any Mortgage
Loan is more than sixty (60) days  delinquent,  the  Servicer  immediately  shall  inspect  the  Mortgaged
Property and shall conduct  subsequent  inspections in accordance with Customary  Servicing  Procedures or as may be required by the primary  mortgage  guaranty  insurer.  The Servicer shall keep written report of each such  inspection  and shall provide a copy of such  inspection  to the Purchaser  upon the request of the Purchaser.

         Subsection 11.24  Restoration of Mortgaged Property.

         The Servicer  need not obtain the approval of the  Purchaser  prior to  releasing  any  Insurance
Proceeds or  Condemnation  Proceeds to the  Mortgagor  to be applied to the  restoration  or repair of the
Mortgaged  Property if such release is in accordance with Customary  Servicing  Procedures.  At a minimum, the Servicer shall comply with the following  conditions in connection  with any such release of Insurance
Proceeds or Condemnation Proceeds:

                  (a)        the  Servicer  shall  receive   satisfactory   independent   verification  of
         completion of repairs and issuance of any required approvals with respect thereto;

                  (b)        the Servicer  shall take all steps  necessary to preserve the priority of the lien  of the  Mortgage,  including,  but  not  limited  to  requiring  waivers  with  respect  to mechanics' and materialmen's liens;

                  (c)        the Servicer shall verify that the Mortgage Loan is not in default; and

                  (d)        pending  repairs or  restoration,  the  Servicer  shall  place the  Insurance
         Proceeds or Condemnation Proceeds in the Escrow Account.

         If the  Purchaser  is named as an  additional  loss payee,  the  Servicer is hereby  empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

         Subsection 11.25  BPP Mortgage Loans.

         With respect to any BPP Mortgage  Loan,  the Servicer  hereby  agrees to deposit in the Custodial
Account and remit to the  Purchaser  any BPP Mortgage  Loan Payment due  pursuant to a BPP  Addendum.  Any
Monthly  Covered Amount  payable by the Servicer  pursuant to this  Subsection  11.25 shall be remitted to the  Purchaser  on or  prior  to the  Remittance  Date  relating  to the  Determination  Date  immediately following  the Due Date as to which  such  Monthly  Covered  Amount  relates.  Any  Total  Covered  Amount payable by the Servicer pursuant to this  Subsection 11.25  shall be remitted to the Purchaser on or prior to the Remittance  Date relating to the  Determination  Date in the month following the month in which the cancellation  to which such Total Covered Amount relates  occurs.  For the avoidance of any doubt, no duty of the Servicer to remit or advance funds hereunder  (including,  without limitation,  Servicing Advances)
shall include  remittances  or advances of or with respect to BPP Fees.  Notwithstanding  any provision in this  Agreement  to the  contrary,  in the event  servicing  is  transferred  from the  Servicer,  the BPP
Addendum shall be of no further force and effect and the Servicer  shall not have  obligations to make BPP
Mortgage  Loan  Payments  or  otherwise  with  respect to the BPP  Addendum;  provided  however,  that the
Servicer  would be  required  to make any  payments  required  under  the BPP  Addendum  with  respect  to protected  events  that occur on or prior to the  effective  date of  termination  as set forth in the BPP
Addendum.

           SECTION 12. The Servicer.

         Subsection 12.01 Indemnification; Third Party Claims.

         The Servicer  agrees to indemnify  and hold  harmless the  Purchaser  against any and all claims, losses,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs, fees and  expenses  that the  Purchaser  may sustain in any way related to the failure of the  Servicer to service the Mortgage Loans in compliance with the terms of this Agreement.

         The  Servicer  shall  immediately  notify the  Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage  Loans,  and the Servicer shall assume (with the written consent of the  Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees.  If the Servicer has assumed the defense of the  Purchaser,  the Servicer  shall provide the
Purchaser  with a written  report of all expenses and advances  incurred by the Servicer  pursuant to this
Subsection 12.01  and the Purchaser shall promptly  reimburse the Servicer for all amounts  advanced by it pursuant  to the  preceding  sentence  except  when the claim in any way  relates  to the  failure  of the
Servicer to service the Mortgage Loans in accordance with the terms of this Agreement.

         Subsectino 12.02  Merger or Consolidation of the Servicer.

         The  Servicer  will keep in full  effect  its  existence,  rights  and  franchises  as a national banking  association,  and will obtain and preserve its  qualification to do business in each jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this
Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or  consolidated,  or any entity  resulting from any merger,  conversion or consolidation to which the Servicer shall be a party, or any Person  succeeding to substantially  all of the business of the Servicer  (whether or not related to loan  servicing),  shall be the  successor of the Servicer  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Subsection 12.03  Limitation on Liability of the Servicer and Others.

         The duties and obligations of the Servicer shall be determined  solely by the express  provisions of this  Agreement,  the  Servicer  shall not be liable  except  for the  performance  of such  duties and obligations  as are  specifically  set forth in this  Agreement  and no implied  covenants or  obligations shall be read into this  Agreement  against the Servicer.  Neither the Servicer nor any of the  directors, officers,  employees  or agents of the Servicer  shall be under any  liability  to the  Purchaser  for any action  taken or for  refraining  from the taking of any action in  accordance  with  Customary  Servicing
Procedures  and otherwise in good faith  pursuant to this  Agreement or for errors in judgment;  provided, however,  that this  provision  shall not protect the Servicer  against any liability  resulting  from any breach of any  representation or warranty made herein, or from any liability  specifically  imposed on the
Servicer herein;  and,  provided  further,  that this provision shall not protect the Servicer against any liability  that  would  otherwise  be  imposed by reason of the  willful  misfeasance,  bad faith or gross negligence in the  performance of duties or by reason of reckless  disregard of the  obligations or duties hereunder.  The  Servicer  and any  director,  officer,  employee or agent of the Servicer may rely on any document of any kind which it in good faith  reasonably  believes  to be genuine and to have been  adopted or signed by the proper  authorities  respecting any matters  arising  hereunder.  Subject to the terms of
Subsection 12.01,  the Servicer  shall have no obligation  to appear with respect to,  prosecute or defend any legal  action  which is not  incidental  to the  Servicer's  duty to  service  the  Mortgage  Loans in accordance with this Agreement.

         Subsection 12.04  Seller and Servicer Not to Resign.

         Neither the Seller nor the Servicer  shall assign this  Agreement or resign from the  obligations and duties hereby  imposed on it except by mutual  consent of the Servicer or the Seller,  as the case may be, and the  Purchaser  or upon the  determination  that the  Servicer's  duties  hereunder  are no longer permissible  under  applicable  law and  such  incapacity  cannot  be  cured  by the  Servicer.  Any  such determination  permitting the  unilateral  resignation of the Servicer shall be evidenced by an Opinion of
Counsel  to such  effect  delivered  to the  Purchaser,  which  Opinion  of  Counsel  shall be in form and substance  acceptable to the Purchaser.  No such  resignation or assignment shall become effective until a successor  has assumed the  Servicer's  responsibilities  and  obligations  hereunder in  accordance  with
Subsection 14.02.

          SECTION 13.  Default.

         Subsection 13.01 Events of Default.

         In case one or more of the  following  Events  of  Default  by the  Servicer  shall  occur and be continuing:

                  any failure by the Servicer to remit to the  Purchaser  any payment  required to be made under the terms of this Agreement  which  continues  unremedied for a period of two (2)  Business
         Days  after  the date  upon  which  written  notice  of such  failure,  requiring  the same to be remedied, shall have been given to the Servicer by the Purchaser;

                  failure by the Servicer to duly observe or perform,  in any material respect,  any other covenants,  obligations  or  agreements  of the  Servicer  as set forth in this  Agreement  which failure  continues  unremedied for a period of  thirty (30)  days after the date on which written notice  of such  failure,  requiring  the  same to be  remedied,  shall  have  been  given to the
         Servicer by the Purchaser;

                  a decree or order of a court or  agency or  supervisory  authority  having  jurisdiction for the  appointment  of a conservator or receiver or liquidator in any  insolvency,  bankruptcy, readjustment of debt,  marshalling of assets and liabilities or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered  against the Servicer and such decree  or order  shall  have  remained  in  force,  undischarged  or  unstayed  for a period  of sixty (60) days;

                  the  Servicer  shall  consent  to  the  appointment  of a  conservator  or  receiver  or liquidator  in any  insolvency,  bankruptcy,  readjustment  of debt,  marshalling  of assets  and liabilities  or  similar  proceedings  of or  relating  to the  Servicer  or  relating  to all or substantially all of the Servicer's property;

                  the Servicer  shall admit in writing its  inability to pay its debts as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute,  make an  assignment  for  the  benefit  of  its  creditors,  or  voluntarily  suspend  payment  of its obligations;

                  the Servicer  shall cease to be qualified to do business  under the laws of any state in which a Mortgaged  Property is located,  but only to the extent such  qualification  is necessary to ensure the  enforceability  of each  Mortgage Loan and to perform the  Servicer's  obligations under this Agreement; or

                  the Servicer shall fail to meet the servicer  eligibility  qualifications  of Fannie Mae or the Servicer shall fail to meet the servicer eligibility qualifications of Freddie Mac;

then,  and in each and every such case, so long as an Event of Default shall not have been  remedied,  the
Purchaser,  by notice in writing to the  Servicer,  may, in addition to whatever  rights the Purchaser may have at law or  equity  to  damages,  including  injunctive  relief  and  specific  performance,  commence termination  of all the rights and  obligations  of the Servicer  under this  Agreement  and in and to the
Mortgage  Loans and the proceeds  thereof.  Upon  receipt by the Servicer of such written  notice from the
Purchaser  stating  that they intend to terminate  the Servicer as a result of such Event of Default,  all authority and power of the Servicer  under this  Agreement,  whether with respect to the Mortgage Loans or otherwise,  shall pass to and be vested in the  successor  appointed  pursuant to  Subsection 14.02.  Upon written  request from the Purchaser,  the Servicer  shall prepare,  execute and deliver to a successor any and all documents and other  instruments,  place in such successor's  possession all Mortgage Files and do or cause to be done all other acts or things  necessary  or  appropriate  to effect the  purposes  of such notice of  termination,  including,  but not limited to, the transfer and endorsement or assignment of the
Mortgage  Loans and related  documents  to the  successor at the  Servicer's  sole  expense.  The Servicer agrees to cooperate with the Purchaser and such  successor in effecting the  termination of the Servicer's responsibilities and rights hereunder,  including,  without limitation, the transfer to such successor for administration  by it of all amounts  which shall at the time be credited by the Servicer to the Custodial
Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         Subsection 13.02 Waiver of Default.

         The  Purchaser  may waive any  default by the  Servicer  in the  performance  of its  obligations hereunder  and its  consequences.  Upon any waiver of a past  default,  such default shall cease to exist, and any Event of Default  arising  therefrom  shall be deemed to have been  remedied for every  purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default or impair any right consequent thereto except to the extent expressly so waived.

          SECTION 14 Termination.

         Subsection 14.01 Termination.

         The respective  obligations and  responsibilities of the Servicer,  as servicer,  shall terminate upon (a) the  distribution  to the Purchaser of the final payment or liquidation  with respect to the last
Mortgage Loan (or advances of same by the Servicer) or (b) the  disposition of all property  acquired upon foreclosure  or deed in lieu of  foreclosure  with respect to the last Mortgage Loan and the remittance of all  funds  due  hereunder.  Upon  written  request  from  the  Purchaser  in  connection  with  any  such termination,  the  Servicer  shall  prepare,  execute  and  deliver,  any  and  all  documents  and  other instruments,  place in the Purchaser's  possession all Mortgage Files, and do or accomplish all other acts or things  necessary  or  appropriate  to effect the  purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or  assignment  of the Mortgage  Loans and related  documents,  or otherwise,  at the  Purchaser's  sole  expense.  The Servicer  agrees to cooperate  with the Purchaser and such successor in effecting the  termination of the Servicer's  responsibilities  and rights  hereunder as servicer,  including,  without limitation,  the transfer to such successor for administration by it of all cash  amounts  which  shall at the time be credited by the  Servicer  to the  Custodial  Account or Escrow
Account or thereafter received with respect to the Mortgage Loans.

         Subsection 14.02  Successors to the Servicer.

         Prior to the  termination  of the  Servicer's  responsibilities  and duties under this  Agreement pursuant to Subsections 12.04,  13.01 or 14.01, the Purchaser shall,  (a) succeed to and assume all of the
Servicer's  responsibilities,  rights,  duties and  obligations  under this  Agreement  or  (b) appoint  a successor  which  shall  succeed  to  all  rights  and  assume  all of the  responsibilities,  duties  and liabilities  of the  Servicer  under  this  Agreement  upon  such  termination.  In  connection  with such appointment  and  assumption,  the  Purchaser  may make such  arrangements  for the  compensation  of such successor out of payments on Mortgage  Loans as it and such successor  shall agree.  In the event that the
Servicer's duties,  responsibilities  and liabilities under this Agreement shall be terminated pursuant to the aforementioned  Subsections,  the Servicer shall discharge such duties and responsibilities during the period from the date it acquires  knowledge of such termination  until the effective date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever  that might  impair or  prejudice  the  rights or  financial  condition  of its successor.  The resignation or removal of the Servicer  pursuant to the  aforementioned  Subsections shall not become  effective  until a successor  shall be appointed  pursuant to this  Subsection and shall in no event relieve the Seller of the  representations  and  warranties  made pursuant to  Subsections 7.01  and
7.02 and the remedies  available to the Purchaser under  Subsection 7.03,  it being  understood and agreed that the provisions of such  Subsections 7.01  and 7.02 shall be applicable to the Seller  notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

         Any  successor  appointed  as  provided  herein  shall  execute,  acknowledge  and deliver to the
Servicer and to the Purchaser an instrument  accepting such  appointment,  whereupon such successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Servicer,  with like effect as if originally  named as a party to this  Agreement.  Any termination or resignation of the Servicer or this Agreement pursuant to  Subsections 12.04,  13.01 or 14.01 shall not affect any claims that the Purchaser may have against the Servicer  arising prior to any such  termination or resignation.

         The Servicer  shall  promptly  deliver to the successor  the funds in the  Custodial  Account and
Escrow  Account and all Mortgage Files and related  documents and statements  held by it hereunder and the
Servicer  shall  account for all funds and shall  execute and deliver such  instruments  and do such other things as may  reasonably  be  required  to more fully and  definitively  vest in the  successor  all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

         Upon a  successor's  acceptance of  appointment  as such,  the Servicer  shall notify by mail the
Purchaser of such appointment.

          SECTION 15 Notices.

         All  demands,  notices and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if mailed,  by registered or certified  mail,  return  receipt  requested,  or, if by other means, when received by the other party at the address as follows:

         if to the Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ms. Raylene Ruyle

         if to the Seller:

                  Bank of America, National Association
                  201 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attention:  Secondary Marketing Manager

         if to the Servicer:

                  Bank of America, National Association
                  475 Crosspoint Parkway
                  Getzville, New York 14068-9000
                  Attention: Servicing Manager

or such other  address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or  communication  hereunder  shall be deemed to have been  received  on the date  delivered  to or received at the premises of the addressee (as evidenced,  in the case of registered or certified  mail, by the date noted on the return receipt).

         SECTION 16.  Severability Clause.

         Any part,  provision,  representation  or warranty of this Agreement which is prohibited or which is held  to be  void  or  unenforceable  shall  be  ineffective  to the  extent  of  such  prohibition  or
unenforceability   without   invalidating  the  remaining   provisions   hereof.   Any  part,   provision,
representation  or warranty of this Agreement which is prohibited or  unenforceable  or is held to be void or unenforceable  in any  jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof, and any such prohibition  or  unenforceability  in any  jurisdiction  as to any Mortgage  Loan shall not  invalidate or render  unenforceable  such  provision in any other  jurisdiction.  To the extent  permitted by applicable law, the parties hereto waive any provision of law which  prohibits or renders void or  unenforceable  any provision  hereof.  If the  invalidity  of  any  part,  provision,  representation  or  warranty  of  this
Agreement  shall  deprive any party of the economic  benefit  intended to be conferred by this  Agreement, the parties  shall  negotiate,  in  good-faith,  to develop a structure  the  economic  effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         SECTION 17.  No Partnership.

         Nothing  herein  contained  shall be deemed or  construed  to  create a  co-partnership  or joint venture  between the parties  hereto and the services of the Servicer  shall be rendered as an independent contractor and not as agent for the Purchaser.

          SECTION. 18 Counterparts.

         This Agreement may be executed  simultaneously  in any number of  counterparts.  Each counterpart shall  be  deemed  to be an  original,  and all  such  counterparts  shall  constitute  one  and the  same instrument.

          SECTION 19. Governing Law.

         EXCEPT TO THE EXTENT  PREEMPTED BY FEDERAL LAW, THE  AGREEMENT  SHALL BE CONSTRUED IN  ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS,  RIGHTS AND REMEDIES OF THE PARTIES  HEREUNDER
SHALL BE  DETERMINED  IN  ACCORDANCE  WITH  THE  LAWS OF THE  STATE OF NEW  YORK,  WITHOUT  REGARD  TO THE
CONFLICTS OF LAWS PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION.

         SECTION 20.  Intention of the Parties.

         It is the intention of the parties that the Purchaser is  purchasing,  and the Seller is selling, the  Mortgage  Loans  and not a debt  instrument  of the  Seller or  another  security.  Accordingly,  the parties  hereto each intend to treat the  transaction  for  federal  income tax  purposes as a sale by the
Seller,  and a purchase by the Purchaser,  of the Mortgage  Loans.  The Purchaser  shall have the right to review  the  Mortgage  Loans and the  related  Mortgage  Files to  determine  the  characteristics  of the
Mortgage  Loans which shall affect the federal  income tax  consequences  of owning the Mortgage Loans and the Seller  shall  cooperate  with all  reasonable  requests  made by the  Purchaser in the course of such review.

         It is not the  intention  of the  parties  that  such  conveyances  be  deemed a pledge  thereof.
However,  in the event that,  notwithstanding  the intent of the  parties,  such assets are held to be the property of the Seller or if for any other  reason this  Agreement  is held or deemed to create a security interest  in either  such  assets,  then  (a) this  Agreement  shall be deemed to be a security  agreement within  the  meaning  of the  Uniform  Commercial  Code of the State of New York and  (b) the  conveyances provided  for in this  Agreement  shall be deemed  to be an  assignment  and a grant by the  Seller to the
Purchaser  of a  security  interest  in all of the  assets  transferred,  whether  now owned or  hereafter acquired.

          SECTION 21. Waivers.

         No term or  provision  of this  Agreement  may be  waived  or  modified  unless  such  waiver  or modification  is in writing and signed by the party against whom such waiver or  modification is sought to be enforced.

          SECTION 22. Exhibits.

         The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof  and are an integral part of this Agreement.

          SECTION 23. General Interpretive Principles.

         For  purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

                  (a)        the terms  defined in this  Agreement  have the meanings  assigned to them in this  Agreement and include the plural as well as the singular,  and the use of any gender herein shall be deemed to include the other gender;

                  (b)        accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

                  (c)        references  herein to  "Articles,"  "Sections,"  "Subsections,"  "Paragraphs"
         and other  subdivisions  without  reference to a document are to designated  Articles,  Sections,
         Subsections, Paragraphs and other subdivisions of this Agreement;

                  (d)        reference  to a  Subsection  without  further  reference  to a  Section  is a reference to such  Subsection  as contained in the same Section in which the  reference  appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e)        the words "herein,"  "hereof,"  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f)        the term  "include" or  "including"  shall mean without  limitation by reason of enumeration.

          SECTION 24. Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without limitation  (a) consents, waivers and  modifications  which may  hereafter be executed,  (b) documents  received by any party at the closing  and  (c) financial  statements,  certificates  and  other  information  previously  or  hereafter
furnished,  may  be  reproduced  by  any  photographic,   photostatic,  microfilm,  micro-card,  miniature
photographic  or other  similar  process.  The parties  hereto agree that any such  reproduction  shall be admissible in evidence as the original  itself in any judicial or  administrative  proceeding,  whether or not the original is in existence  and whether or not such  reproduction  was made by a party hereto in the regular  course  of  business,  and  that any  enlargement,  facsimile  or  further  reproduction  of such reproduction shall likewise be admissible in evidence.

          SECTION 25.  Amendment.

         This  Agreement  may be amended from time to time by the  Purchaser,  the Seller and the Servicer by written agreement signed by the parties hereto.

          SECTION 26.  Confidentiality.

         Each of the Purchaser,  the Seller and the Servicer shall employ proper  procedures and standards designed  to  maintain  the  confidential  nature of the  terms of this  Agreement,  except to the  extent
(a) the  disclosure  of which is  reasonably  believed  by such party to be required  in  connection  with regulatory  requirements or other legal requirements relating to its affairs;  (b) disclosed to any one or more of such party's  employees,  officers,  directors,  agents,  attorneys or accountants  who would have access to the  contents  of this  Agreement  and such data and  information  in the  normal  course of the performance of such person's  duties for such party,  to the extent such party has procedures in effect to inform such person of the confidential nature thereof;  (c) that is disclosed in a prospectus,  prospectus supplement or private  placement  memorandum  relating to a  Securitization  of the Mortgage  Loans by the
Purchaser (or an affiliate  assignee  thereof) or to any person in connection  with the resale or proposed resale  of all or a portion  of the  Mortgage  Loans by such  party in  accordance  with the terms of this
Agreement;  and (d) that is reasonably  believed by such party to be necessary for the enforcement of such party's rights under this Agreement.

         SECTION 27.  Entire Agreement.

         This  Agreement  constitutes  the entire  agreement  and  understanding  relating  to the subject matter hereof  between the parties hereto and any prior oral or written  agreements  between them shall be deemed to have merged herewith.

          SECTION 28. Further Agreements; Securitization.

         The Seller,  the Servicer and the  Purchaser  each agree to execute and deliver to the other such reasonable  and  appropriate  additional  documents,  instruments  or  agreements  as may be  necessary or appropriate to effectuate the purposes of this Agreement.

         The  Seller  and the  Servicer  each agree to enter into  additional  documents,  instruments  or agreements as may be necessary to effect one or more  Securitizations  of the Mortgage Loans.  The parties also agree that the provisions of this Agreement may be altered in a manner  reasonably  acceptable to the
Servicer if  necessary to effect a  Securitization  (including,  but not limited to, any changes  required
(i) to  satisfy  Rating Agency  requirements  or (ii) to  qualify for treatment as one or more real estate mortgage  investment  conduits).  All reasonable  out of pocket costs actually  incurred by the Seller and
the  Servicer,   including  reasonable   attorney's  fees  and  accountant's  fees  (such  attorney's  and accountant's  fees not to exceed  $20,000),  in connection  with  performing  its  obligations  under this
Section 28 with respect to a Securitization shall be reimbursed by the Purchaser upon demand therefor.

          SECTION 29. Successors and Assigns.

         This  Agreement  shall  bind and  inure  to the  benefit  of and be  enforceable  by the  initial
Purchaser,  the Seller and the Servicer,  and the respective successors and assigns of the Purchaser,  the
Seller and the Servicer.  The initial  Purchaser and any  subsequent  purchasers may assign this Agreement to any  Person to whom any  Mortgage  Loan is  transferred  pursuant  to a sale or  financing  upon  prior written notice to the Servicer in accordance with the following  paragraph;  provided,  however,  that the
Servicer  shall not be  required  to  service  the  Mortgage  Loans for more than  three (3)  Persons  for assignees of EMC Mortgage  Corporation  or its  respective  affiliates at any time and shall not recognize any assignment of this Agreement to the extent that  following  such  assignment  more than such number of
Persons  would  be  purchasers  hereunder.  As  used  herein,  the  trust  formed  in  connection  with  a
Securitization  shall be deemed to  constitute a single  "Person."  Upon any such  assignment  and written notice  thereof to the  Servicer,  the Person to whom such  assignment is made shall succeed to all rights and  obligations  of the  Purchaser  under this  Agreement to the extent of the related  Mortgage  Loan or
Mortgage Loans and this Agreement,  to the extent of the related  Mortgage Loan or Mortgage  Loans,  shall be deemed to be a  separate  and  distinct  agreement  between  the  Servicer  and such  purchaser,  and a separate and distinct  agreement  between the Servicer and each other purchaser to the extent of the other related Mortgage Loan or Mortgage Loans.

         At least five (5)  Business Days prior to the end of the month  preceding the date upon which the first  remittance  is to be made to an assignee  of the  Purchaser,  the  Purchaser  shall  provide to the
Servicer  written notice of any assignment  setting forth:  (a) the  Servicer's  applicable  Mortgage Loan identifying  number  for  each of the  Mortgage  Loans  affected  by such  assignment;  (b) the  aggregate
scheduled   transfer  balance  of  such  Mortgage  Loans;  and  (c) the  full  name,  address  and  wiring instructions of the assignee and the name and telephone  number of an individual  representative  for such assignee,  to whom the  Servicer  should:  (i) send  remittances;  (ii) send  any  notices  required by or provided for in this  Agreement;  and  (iii) deliver  any legal  documents  relating to the Mortgage Loans
(including,  but not limited to,  contents of any Mortgage File obtained  after the effective  date of any assignment).

         If the  Purchaser  has not provided the notice of  assignment  required by this  Section 29,  the
Servicer  shall not be required to treat any other Person as a  "Purchaser"  hereunder and may continue to treat the Purchaser  which  purports to assign the Agreement as the  "Purchaser"  for all purposes of this
Agreement.

          SECTION 30.  Non-Solicitation.

         From  and  after  the  Closing  Date,  the  Seller,  the  Servicer  and any of  their  respective affiliates  hereby  agrees  that it will not take any  action or permit or cause any action to be taken by any of its agents or  affiliates,  or by any  independent  contractors on its behalf,  to  personally,  by telephone or mail,  solicit a Mortgagor  under any Mortgage Loan for the purpose of refinancing a Mortgage
Loan,  in whole or in part,  without the prior written  consent of the  Purchaser.  It is  understood  and agreed that all rights and benefits  relating to the  solicitation  of any  Mortgagors  and the  attendant rights,  title and interest in and to the list of such  Mortgagors  and data  relating to their  Mortgages
(including  insurance renewal dates) shall be transferred to the Purchaser  pursuant hereto on the Closing
Date and none of the Seller,  the Servicer or any of their respective  affiliates shall take any action to undermine these rights and benefits.

         Notwithstanding  the foregoing,  it is understood and agreed that the Seller, the Servicer or any of their respective affiliates:

                  may  advertise  its  availability   for  handling   refinancings  of  mortgages  in  its
         portfolio,  including the promotion of terms it has available for such refinancings,  through the sending  of  letters  or  promotional  material,  so  long  as it does  not  specifically  target
         Mortgagors and so long as such  promotional  material either is sent to the mortgagors for all of the mortgages in the A-quality  servicing  portfolio of the Seller, the Servicer and any of their affiliates  (those  it  owns  as  well  as  those  serviced  for  others)  or  sent to all of the mortgagors  who have specific  types of mortgages  (such as FHA, VA,  conventional  fixed-rate or conventional  adjustable-rate,  or sent to those  mortgagors whose mortgages fall within specific interest rate ranges;

                  may provide pay-off information and otherwise  cooperate with individual  mortgagors who
         contact  it  about  prepaying  their  mortgages  by  advising  them  of  refinancing   terms  and
         streamlined origination arrangements that are available; and

                  may offer to refinance a Mortgage Loan made within thirty  (30) days  following  receipt by it  of a pay-off request from the related Mortgagor.

         Promotions  undertaken  by the Seller or the  Servicer or by any  affiliate  of the Seller or the
Servicer which are directed to the general public at large (including,  without  limitation,  mass mailing based on commercially acquired mailing lists, newspaper, radio and television  advertisements),  shall not constitute solicitation under this Section 30.

         SECTION 31. Protection of Consumer Information.

         The  Purchaser  agrees  that  the  Purchaser  (i)  shall  comply  with  any  applicable  laws and regulations  regarding  the privacy and  security of  Consumer  Information,  (ii) shall not use  Consumer
Information in any manner  inconsistent  with any applicable  laws and  regulations  regarding the privacy and security of Consumer  Information,  (iii) shall not disclose  Consumer  Information  to third  parties except at the specific  written  direction of the Seller or the  Servicer,  (iv) shall  maintain  adequate physical,  technical and  administrative  safeguards to protect  Consumer  Information  from  unauthorized access  and  (v)  shall  immediately  notify  the  Seller  of  any  actual  or  suspected  breach  of  the confidentiality of Consumer Information.

         The  Purchaser  agrees that the  Purchaser  shall  indemnify,  defend and hold the Seller and the
Servicer  harmless from and against any loss,  claim or liability the Seller or the Servicer may suffer by reason of the Purchaser's failure to perform the obligations set forth in this Section 31.

                                   [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS  WHEREOF,  the  Purchaser,  the Seller and the Servicer  have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

                                            EMC MORTGAGE CORPORATION,

                                            as Purchaser

                                            By:      _______________________________________

                                            Name:    _______________________________________

                                            Title:   _______________________________________

                                            BANK OF AMERICA, NATIONAL ASSOCIATION,

                                            as Seller and as Servicer

                                            By:      _______________________________________

                                            Name:    _______________________________________

                                            Title:   _______________________________________

   [Signature page to Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated as of
                                              April 1, 2005]

                                                EXHIBIT 1

                                         MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

                  the original Mortgage Note bearing all intervening  endorsements,  endorsed in blank and signed in the name of the Seller by an officer  thereof,  together with any  applicable  original
         BPP  Addendum,  or,  if the  original  Mortgage  Note has been  lost or  destroyed,  a lost  note affidavit substantially in the form of Exhibit 4 hereto;

                  the original Assignment of Mortgage with assignee's name left blank;

                  the original of any guarantee executed in connection with the Mortgage Note;

                  the original  Mortgage with evidence of recording  thereon,  or if any such mortgage has not been  returned  from the  applicable  recording  office or has been lost,  or if such  public recording office retains the original recorded  mortgage,  a photocopy of such mortgage certified by the Seller to be a true and complete copy of the original recorded mortgage;

                  the originals of all assumption,  modification,  consolidation or extension  agreements, if any, with evidence of recording thereon;

                  the  originals of all  intervening  assignments  of mortgage  with evidence of recording thereon,  or if any such  intervening  assignment  of  mortgage  has not been  returned  from the applicable  recording  office or has been lost or if such  public  recording  office  retains the original  recorded  assignments  of  mortgage,  a photocopy  of such  intervening  assignment  of mortgage,  certified  by the  Seller  to be a true and  complete  copy of the  original  recorded intervening assignment of mortgage;

                  (i)  the  original   mortgagee  title  insurance   policy   including  an  Environmental
         Protection  Agency  Endorsement  and,  with respect to any  Adjustable  Rate  Mortgage  Loan,  an adjustable-rate  endorsement,  (ii) with respect to certain  Refinanced  Mortgage  Loans, a title search report or other  evidence of title [or (iii) in the case of any  jurisdiction  where title insurance  polices are generally  not  available,  an opinion of counsel of the type  customarily rendered in such jurisdictions in lieu of title insurance];

                  the  original  of any  security  agreement,  chattel  mortgage  or  equivalent  document executed in connection with the Mortgage; and

                  a copy of any applicable power of attorney.

                                                EXHIBIT 2

                                      CONTENTS OF EACH MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the  following items,  unless  otherwise  disclosed  to the  Purchaser  on the data tape,  which shall be  available  for inspection by the Purchaser and which shall be retained by the Servicer or delivered to the Purchaser:

                  Copies of the Mortgage Loan Documents.

                  Residential loan application.

                  Mortgage Loan closing statement.

                  Verification of employment and income, if required.

                  Verification of acceptable evidence of source and amount of down payment.

                  Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

                  Residential appraisal report.

                  Photograph of the Mortgaged Property.

                  Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

                  Copy of each  instrument  necessary  to complete  identification  of any  exception  set forth  in  the  exception  schedule  in the  title  policy,  i.e.,  map  or  plat,  restrictions, easements, home owner association declarations, etc.

                  Copies of all required disclosure statements.

                  If applicable,  termite  report,  structural  engineer's  report,  water  potability and septic certification.

                  Sales Contract, if applicable.

                  The  Primary  Mortgage  Insurance  policy or  certificate  of  insurance  or  electronic notation of the existence of such policy, where required pursuant to the Agreement.

                  Evidence of  electronic  notation of the hazard  insurance  policy,  and, if required by law, evidence of the flood insurance policy.

                                                EXHIBIT 3

                                         UNDERWRITING GUIDELINES

                                      [ON FILE WITH THE PURCHASER]

                                                EXHIBIT 4

                                       FORM OF LOST NOTE AFFIDAVIT

         ________________________________________, being first duly sworn upon oath deposes and states:

         That he/she is authorized  by Bank of America,  National  Association  ("B of A") to execute this
Lost Note Affidavit on behalf of B of A.  Notwithstanding  anything  contained  herein,  he/she shall have no personal liability pursuant to this Lost Note Affidavit.

         That the note dated  ______________,  executed by  _______________  in the original principal sum of $____________,  payable to the order of __________________  and secured by a mortgage (or deed of trust or other  instrument  creating a lien  securing  the Note (as  defined  below))  of even date on  premises commonly  known  as  ________________________________  ____________________________,  a copy of  which  is attached  hereto as  Exhibit A (the  "Note")  was lost and /or  destroyed  and the  affiant  herein has no knowledge  of the  location  or  whereabouts  of said  Note and said  Note has not been  paid,  satisfied, transferred, assigned, pledged, or hypothecated in any way.

         NOW THEREFORE,  for and in consideration  of  _______________and  its successors  and/or assigns, accepting a certified  copy of the Note  identified  on Exhibit "A" in lieu of the  original  Note, B of A does hereby  agree to defend,  indemnify  and hold  harmless  __________  _______________  its  respective transferees,  and their  respective  assigns  (the  "Indemnified")  from and  against  any and all loss or damage,  together  with all  reasonable  costs,  charges and expenses  (whether or not a lawsuit is filed)
(collectively,  the "Loss")  incurred as a result of the inability to enforce the Note in accordance  with its terms due to the lack of an original Note or incurred by reason of any claim,  demand,  suit, cause of action or  proceeding  by a third party  arising out of the  Indemnified's  inability  to enforce the Note according to its terms or the  inability to receive any related  insurance  proceeds due to the lack of an original  Note by a third  party.  B of A shall  pay any such  Loss upon  demand  provided  that B of A is notified of any such Loss in  writing,  after  __________  or  transferee  becomes  aware of same,  at the following address:  Bank of America, 201 North Tryon Street, 5th Floor,  Charlotte,  North Carolina 28255;
Attention:    Secondary   Marketing   Manager;   with   copy   to   _______________________;    Attention:
________________.  B of A does hereby  further  agree that should the  original  Note ever be found by it, it will promptly notify  _________________ or its respective transferees,  or their respective assigns, as applicable,  and upon  receipt by B of A of the original  Note,  will  endorse to  _______________  or its designee or transferee,  as applicable,  without  recourse,  such original Note and promptly  forward said
Note  to_______________  or its designee or transferee,  as applicable.  Upon receipt to the original Note by  __________________  this indemnification  agreement shall become null and void as to any loss accruing subsequent to  _____________  ___________'s  receipt of such original Note,  however,  B of A shall remain liable as to any loss accruing on or prior to __________________'s receipt of such original Note.

         Executed this _______day of _________________, 200__.

                                                           BANK OF AMERICA, NATIONAL
                                                           ASSOCIATION

                                                           By:_______________________________________

                                                           Witness:    ______________________________

         Subscribed and sworn to before me this _______ day of_________________, 200__.

___________________________________
Notary Public

                                                EXHIBIT 5

                                    FORM OF MONTHLY REMITTANCE REPORT

                                                EXHIBIT 6

                                            FORM OF TERM SHEET

                  CLOSING DATE:_______________________

         This Term Sheet (this "Term  Sheet"),  dated as of _______  (the  "Closing  Date"),  confirms the sale  by  Bank  of  America,  National  Association  (the  "Seller")  to  EMC  Mortgage  Corporation  (the
"Purchaser"),  and the purchase by the Purchaser from the Seller,  of the first lien residential  mortgage loans on a servicing  retained  basis  described  on the  Mortgage  Loan  Schedule  attached as Schedule I hereto (the "Mortgage  Loans"),  pursuant to the terms of the Amended and Restated Flow Mortgage Loan Sale and Servicing  Agreement  (the "Flow Sale and  Servicing  Agreement"),  dated as of April 1,  2005, by and between the Purchaser and the Seller.  Capitalized  terms that are used herein but are not defined  herein shall have the respective meanings set forth in the Flow Sale and Servicing Agreement.

         For  good  and  valuable   consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged,  the Seller does hereby  bargain,  sell,  convey,  assign and transfer to Purchaser  without recourse,  except as  provided  in the Flow Sale and  Servicing  Agreement,  and on a  servicing  retained basis,  all right,  title and interest of the Seller in and to each of the Mortgage  Loans,  together with all documents  maintained as part of the related  Mortgage Files,  all Mortgaged  Properties  which secure any Mortgage Loan but are acquired by foreclosure,  deed in lieu of foreclosure  after the Cut-off Date or otherwise,  all payments of principal and interest  received on the Mortgage Loans after the Cut-off Date, all other unscheduled  collections  collected in respect of the Mortgage Loans after the Cut-off Date, and all  proceeds of the  foregoing,  subject,  however,  to the rights of the Seller  under the Flow Sale and
Servicing Agreement.

         The  Seller  has  delivered  to the  Purchaser  or its  designee  prior  to the date  hereof  the documents  with respect to each Mortgage  Loan required to be delivered  under the Flow Sale and Servicing
Agreement.

         For purposes of the Mortgage  Loans sold  pursuant to this Term Sheet,  certain terms shall be as set forth below:

        Cut-off Date Principal Balance:                        $_______________________
        Closing Date:                                           _______________________
        Cut-off Date:                                           _______________________
        Purchase Price Percentage:                              ________%
        Servicing Fee Rate:                                     ________%

                                      [Signatures On Following Page]

         IN WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized  officers,  execute this Term Sheet as of the Closing Date referred to above.

EMC MORTGAGE CORPORATION                                     BANK OF AMERICA, NATIONAL ASSOCIATION
                                                             as Seller
as Purchaser

By:___________________________________                       By:__________________________________

Name:_________________________________                       Name:________________________________

Its:__________________________________                       Its:_________________________________

By:___________________________________

Name:_________________________________

Its:__________________________________

                                                EXHIBIT 7

                           FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

                 I, [identify the certifying  individual],  certify to _______________,  and its officers, directors,  agents  and  affiliates,  and with the  knowledge  and  intent  that  they will rely upon this certification, that:

                 1.        Based on my knowledge,  the information in the Annual  Statement of Compliance, the  Annual  Independent  Public  Accountant's  Servicing  Report  and all  servicing  reports,  officer's certificates  and other  information  relating to the  servicing  of the Mortgage  Loans  submitted by the
Servicer to the Master  Servicer  taken as a whole (and as amended or  corrected  in writing to the Master
Servicer),  does not  contain any untrue  statement  of a material  fact or omit to state a material  fact necessary to make the statements  made, in light of the  circumstances  under which such  statements  were made, not misleading as of the date of this certification;

                 2.        The  servicing  information  required to be provided to the Master  Servicer by the Servicer under the Servicing Agreement has been provided to the Master Servicer;

                 3.        I am responsible  for reviewing the activities  performed by the Servicer under the Servicing  Agreement  and based upon the review  required by the  Servicing  Agreement,  and except as disclosed in the Annual Statement of Compliance or the Annual  independent Public  Accountant's  Servicing
Report,  the Servicer  has, for the period  covered by the Form 10-K  fulfilled its  obligation  under the
Servicing Agreement; and

                 4.        The Servicer has disclosed to the Servicer's  Certified Public  Accountants all
significant  deficiencies  relating to the Servicer's  compliance with the minimum servicing  standards in accordance  with a review  conducted  in  compliance  with the  Uniform  Single  Attestation  Program  for
Mortgage Bankers of similar standard as set forth in the Servicing Agreement.

                  Capitalized  terms used but not  defined  herein have the  meanings  ascribed to them in the Amended and Restated Flow Mortgage Loan Sale and Servicing  Agreement,  dated as of April 1, 2005 (the
"Servicing Agreement"), between Bank of America, National Association and EMC Mortgage Corporation.

                                                   BANK OF AMERICA, NATIONAL ASSOCIATION

                                                   By:      _____________________________
                                                   Name:    _____________________________
                                                   Title:   _____________________________
                                                   Date:    _____________________________

                                                                                                                        EXHIBIT H-2

                                         EMC MORTGAGE CORPORATION
                                                Purchaser,

                                         CHEVY CHASE BANK, F.S.B.

                                                 Company,

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                         Dated as of July 1, 2001

                                     (Adjustable Rate Mortgage Loans)

                                                ARTICLE I

Section 1.01     Defined Terms.............................................................................2

                                                ARTICLE II

                                               ARTICLE III

                                                ARTICLE IV

Section 4.08     Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage

                                                ARTICLE V

                                                ARTICLE VI

                                               ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably Required................................68

                                               ARTICLE VIII

                                                ARTICLE IX

Section 9.01     Events of Default........................................................................73
Section 9.02     Waiver of Defaults.......................................................................75

                                                ARTICLE X

Section 10.01     Termination.............................................................................75
Section 10.02     Termination Without Cause...............................................................75

                                                ARTICLE XI

EXHIBITS

   A                   Contents of Mortgage File
   B                   Custodial Account Letter Agreement
   C                   Escrow Account Letter Agreement
   D                   Form of Assignment and Assumption Agreement
   E                   [reserved]
   F                   [reserved]
   G                   Request for Release of Documents and Receipt
   H                   Company's Underwriting Guidelines
   I                   Form of Term Sheet

..........This is a  Purchase,  Warranties  and  Servicing  Agreement,  dated  as of July  1,  2001  and is executed between EMC Mortgage  Corporation,  as Purchaser (the "Purchaser") and Chevy Chase Bank,  F.S.B.,
as the Company (the "Company").

                                          W I T N E S S E T H :

..........WHEREAS,  the  Purchaser has  heretofore  agreed to purchase from the Company and the Company has heretofore  agreed to sell to the  Purchaser,  from time to time,  certain  Mortgage  Loans on a servicing retained basis,  pursuant to the terms of a letter  agreement dated as of June 29, 2001 by and between the
Company and the Purchaser (the "Confirmation").

..........WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other  security instrument  creating a first lien on a residential  dwelling located in the jurisdiction  indicated on the
Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

..........WHEREAS,  the Purchaser and the Company wish to prescribe the  representations  and warranties of the Company with respect to itself and the Mortgage  Loans and the  management,  servicing  and control of the Mortgage Loans;

..........NOW,  THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the Purchaser and the Company agree as follows:

                                                ARTICLE I

                                               DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this Agreement,  the following words and phrases,  unless the context  otherwise requires, shall have the following meaning specified in this Article:

         Accepted  Servicing  Practices:  With  respect to any Mortgage  Loan,  those  mortgage  servicing practices  (including  collection  procedures)  of prudent  mortgage  banking  institutions  which service mortgage  loans of the same type as such Mortgage  Loan in the  jurisdiction  where the related  Mortgaged
Property  is  located,  and which are in  accordance  with FNMA or Freddie  Mac  servicing  practices  and procedures,  for MBS pool  mortgages,  as  defined  in the FNMA or Freddie  Mac  Guides  including  future updates.

         Adjustment  Date:  As to each  Mortgage  Loan,  the date on which the Mortgage  Interest  Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agency Guide:.....The FNMA Guides or the Freddie Mac Guides.

         Agreement:  This Purchase,  Warranties  and Servicing  Agreement  including all exhibits  hereto, amendments hereof and supplements hereto.

         Appraised  Value:  The value set forth in an appraisal  made in connection  with the  origination of the related Mortgage Loan as of the Origination Date as the value of the Mortgaged Property.

         Assignment:  An  assignment  of the Mortgage,  notice of transfer or  equivalent  instrument,  in recordable form,  sufficient under the laws of the jurisdiction  wherein the related Mortgaged Property is located to reflect of record  the sale or  transfer  of the  Mortgage  Loan,  or a notice of  transfer  or equivalent instrument delivered in accordance with the MERS requirements.

         BIF:  The Bank Insurance Fund, or any successor thereto.

         Business  Day:  Any day other  than:  (i) a Saturday  or Sunday,  or (ii) a legal  holiday in the
State of New York or  Maryland,  or (iii) a day on which  banks in the State of New York or  Maryland  are authorized or obligated by law or executive order to be closed.

         Closing  Date:  With respect to any Mortgage Loan or pool of Mortgage  Loans,  the date stated on the related Term Sheet.

         Code:  The Internal Revenue Code, as amended (the "Code").

         Company:  Chevy Chase Bank, F.S.B.,  its successor in interest and assigns,  as permitted by this
Agreement.

         Company's Officer's  Certificate:  A certificate signed by the Chairman of the Board,  President, any Assistant Vice  President,  Vice  President or Treasurer of Company  stating the date by which Company expects to receive any missing documents sent for recording from the applicable recording office.

         Condemnation  Proceeds:  All awards or  settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire,  by exercise of the power of eminent  domain or  condemnation, to the extent not  required  to be released to a  Mortgagor  in  accordance  with the terms of the related
Mortgage Loan Documents.

         Confirmation: As defined in the Recitals to this Agreement.

         Conversion Feature:        A provision whereby the Mortgagor may elect to convert to a fixed
Mortgage Interest Rate pursuant to the terms set forth in the Mortgage Note.

         Custodial  Account:  Each separate demand account or accounts created and maintained  pursuant to
Section 4.04 which shall be entitled  "Chevy Chase Bank,  F.S.B.,  in trust for EMC Mortgage  Corporation"
and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser"  with respect to the related Mortgage Loans.

         Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Determination  Date:  The 15th day (or if such 15th day is not a Business  Day,  the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

         Due  Date:  The day of the  month  on  which  the  Monthly  Payment  is due on a  Mortgage  Loan, exclusive of any days of grace.

         Due Period:  With respect to any  Remittance  Date,  the period  commencing  on the second day of the month  preceding  the month of such  Remittance  Date and  ending on the first day of the month of the
Remittance Date.

         Eligible  Account:  An account  established and maintained:  (a) within FDIC insured accounts (or other accounts with comparable  insurance coverage acceptable to the Rating Agencies) created,  maintained and  monitored  by the  Company  so that all  funds  deposited  therein  are fully  insured,  (b) with the corporate trust  department of a financial  institution  assigned a long-term debt rating of not less than
Baa3,  and a short term debt rating of P3, from  Moody's  Investors  Services  and,  if  ownership  of the
Mortgage  Loans is  evidenced by mortgaged  backed  securities,  the  equivalent  required  ratings of the
Rating  Agencies,  and held such that the  rights of the  Purchaser  and the owner of the  Mortgage  Loans shall be fully  protected  against the claims of any  creditors  of the Company  and of any  creditors  or depositors of the institution in which such account is maintained or (c) in a separate  non-trust  account without  FDIC or other  insurance  in an Eligible  Institution.  In the event that a Custodial  Account is established  pursuant  to clause (b) or (c) of the  preceding  sentence,  the  Company  shall  provide the
Purchaser with written  notice on the Business Day following the date on which the applicable  institution fails to meet the applicable ratings requirements.

         Eligible  Institution:  Chevy  Chase  Bank,  F.S.B.,  or an  institution  having (i) the  highest short-term  debt rating,  and one of the two highest  long-term  debt ratings of the Rating  Agencies;  or
(ii) with respect to any  Custodial  Account,  an unsecured  long-term  debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agencies.

         Equity  Take-Out  Refinanced  Mortgage  Loan:  A Refinanced  Mortgage  Loan the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan.

         Escrow  Account:  Each separate  trust  account or accounts  created and  maintained  pursuant to
Section 4.06 which shall be entitled  "Chevy Chase Bank,  F.S.B.,  in trust for EMC Mortgage  Corporation, and various  Mortgagors" and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground  rents, taxes,  assessments,  water rates, sewer rents, municipal charges,  mortgage insurance premiums,  fire and hazard insurance  premiums,  condominium  charges,  and any other payments  required to be escrowed by the
Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         FNMA:  The Federal National Mortgage Association, or any successor thereto.

         FNMA  Guides:  The FNMA  Seller's  Guide  and the FNMA  Servicer's  Guide and all  amendments  or additions thereto.

         Freddie Mac Guides:        The Freddie Mac Seller's  Guide and the Freddie Mac  Servicer's  Guide
and all amendments or additions thereto.

         GAAP:  Generally accepted accounting principles,
consistently applied.

         HUD:  The United States Department of Housing and Urban Development or any successor.

         Index:  On each Adjustment Date, the applicable index shall be the six month London Interbank
Offered Rate (LIBOR) as
published in the Wall Street  Journal.  For purposes of determining  the Index,  for each  Adjustment Date
LIBOR shall be the most recent  figure  available as of the first  business  day of the month  immediately preceding the Adjustment Date.

         Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

         Lender Paid Mortgage  Insurance  Rate:  The Lender Paid Mortgage  Insurance  Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

         Lifetime Rate Cap: As to each Mortgage  Loan,  the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan which is 600 basis points (6%) above the initial Mortgage Interest Rate.

         Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage
Loan,  whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise.

         Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the  ratio of the  original outstanding  principal  amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged  Property
as of the  Origination  Date with  respect  to a  Refinanced  Mortgage  Loan,  and (ii) the  lesser of the
Appraised  Value  of the  Mortgaged  Property  as of the  Origination  Date or the  purchase  price of the
Mortgaged Property with respect to all other Mortgage Loans.

         Margin:  With  respect  to each  Mortgage  Loan,  the fixed  percentage  amount set forth in each related  Mortgage  Note which is added to the Index in order to determine  the related  Mortgage  Interest
Rate, as set forth in the Mortgage Loan Schedule.

         MERS:    Mortgage Electronic Registration Systems, Inc.

         Monthly  Advance:  The  aggregate  of the  advances  made by the Company on any  Remittance  Date pursuant to Section 5.03.

         Monthly  Payment:  The  scheduled  monthly  payment of principal  and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a  Mortgage  Note  which creates a first lien on an  unsubordinated  estate in fee simple in real  property  securing  the Mortgage
Note.

         Mortgage  File:  The  mortgage  documents  pertaining  to a  particular  Mortgage  Loan which are specified  in Exhibit A hereto and any  additional  documents  required to be added to the  Mortgage  File pursuant to this Agreement.

         Mortgage  Impairment  Insurance Policy: A mortgage  impairment or blanket hazard insurance policy as required by Section 4.11.

         Mortgage  Interest Rate: The annual rate at which  interest  accrues on any Mortgage Loan,  which may be adjusted from time to time, in accordance with the provisions of the related Mortgage Note.

         Mortgage  Loan:  An  individual  Mortgage  Loan  which is the  subject  of this  Agreement,  each
Mortgage  Loan  originally  sold and subject to this  Agreement  being  identified  on the  Mortgage  Loan
Schedule  attached  to the related  Term Sheet,  which  Mortgage  Loan  includes  without  limitation  the
Mortgage File, the Monthly Payments, Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds,
Insurance Proceeds,  REO Disposition Proceeds,  and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

         Mortgage Loan Documents:  The documents listed in Exhibit A.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee
Rate minus the Lender Paid Mortgage Insurance Premium.

         Mortgage Loan Schedule:  The schedule of Mortgage  Loans annexed to the related Term Sheet,  such schedule  setting  forth the  following  information  with  respect to each  Mortgage  Loan in the related
Mortgage Loan Package:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating whether the Mortgaged Property is owner-occupied;

         (5)      the type of residential property constituting the Mortgaged Property;

         (6)      the original  months to maturity or the  remaining  months to maturity  from the related
Cut-off Date,  in any case based on the original  amortization  schedule  and, if different,  the maturity expressed in the same manner but based on the actual amortization schedule;

         (7)      the  Sales  Price,  if  applicable,   appraised  value  and   Loan-to-Value   Ratio,  at
origination;

         (8)      the Mortgage  Interest Rate as of  origination  and as of the related  Cut-off Date; the initial  Adjustment  Date, the next  Adjustment Date  immediately  following the related Cut-off Date, the
Index, the Margin, the Periodic Rate Cap and the Lifetime Rate Cap;

         (9)      the  Origination  Date of the Mortgage Loan; the stated maturity date; and the amount of the Monthly Payment at origination;

         (10)     the amount of the Monthly Payment as of the related Cut-off Date;

         (11)     the original principal amount of the Mortgage Loan;

         (12)     the  principal  balance of the Mortgage  Loan as of the close of business on the Cut-off
Date,  after  deduction of payments of principal due on or before the related  Cut-off Date whether or not collected;

         (13) a code  indicating  the  purpose  of the  Mortgage  Loan  (i.e.,  purchase,  rate  and  term refinance, equity take-out refinance);

         (14) a code indicating the documentation style (i.e. full, alternative or reduced);

         (15)     the number of times during the twelve (12) month period  preceding  the related  Closing
Date that any Monthly Payment has been received thirty (30) or more days after its Due Date;

         (16)     the date on which the first payment is or was due;

         (17)     a code  indicating  whether or not the Mortgage Loan is the subject of Primary  Mortgage
Insurance;

         (18) a code  indicating  whether  or not the  Mortgage  Loan  is  currently  convertible  and the conversion spread;

         (19) actual next due date as of the Cutoff Date;

         (20) product type; and

         (21) Lender Paid Mortgage Insurance Rate.

         With respect to the Mortgage Loans in the aggregate,  the Mortgage Loan Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the current aggregate outstanding principal balance of the Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)  the weighted average months to next Adjustment Date.

         Mortgage  Note:  The note or other  evidence  of the  indebtedness  of a  Mortgagor  secured by a
Mortgage.

         Mortgaged  Property:  The  underlying  real  property  securing  repayment  of a  Mortgage  Note, consisting of a single  parcel of real estate  considered to be real estate under the laws of the state in which such real property is located,  which may include  condominium units and planned unit  developments, improved by a residential  dwelling;  except that with respect to real property  located in  jurisdictions in which the use of  leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

         Mortgagor:  The obligor on a Mortgage Note.

         OCC:  Office of the Comptroller of the Currency, its successors and assigns.

         Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board,  the President,  a Senior Vice  President,  Assistant Vice President or a Vice President and by
the  Treasurer or the  Secretary  or one of the  Assistant  Treasurers  or  Assistant  Secretaries  of the
Company, and delivered to the Purchaser as required by this Agreement.

         Opinion  of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

         Origination  Date:  The date on which a Mortgage  Loan closed and  funded,  which date shall not, in connection  with a Refinanced  Mortgage  Loan, be the date of the closing and funding of the debt being refinanced,  but rather the closing and funding of the debt currently  outstanding  under the terms of the
Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, its successors and assigns.

         Periodic Rate Cap: As to each  Mortgage  Loan,  the maximum  increase or decrease in the Mortgage
Interest  Rate on any  Adjustment  Date,  starting  with the second  Adjustment  Date,  which is 200 basis points (2%) above or below,  respectively,  the Mortgage  Interest Rate in effect  during the  immediately preceding  12 month  period.  As to the first  Adjustment  Date,  the maximum  increase or decrease in the
Mortgage Interest Rate is 300 basis points (3%) above or below,  respectively,  the Mortgage Interest Rate in effect during the immediately preceding fixed-rate period.

         Person:  Any  individual,  corporation,  partnership,  joint  venture,  association,  joint-stock company,  limited liability corporation,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

         Primary Mortgage Insurance Policy:  Each primary policy of mortgage  insurance  represented to be in effect  pursuant  to Section  3.02(hh),  or any  replacement  policy  therefor  obtained by the Company pursuant to Section 4.08.

         Prime  Rate:  The prime rate  announced  to be in effect  from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

         Principal  Prepayment:  Any payment or other  recovery of  principal  on a Mortgage  Loan full or partial  which is received in advance of its  scheduled  Due Date,  including  any  prepayment  penalty or premium  thereon and which is not  accompanied by an amount of interest  representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified Appraiser:  An appraiser,  duly appointed by the Company,  who had no interest,  direct or  indirect  in  the  Mortgaged  Property  or in any  loan  made  on  the  security  thereof,  and  whose compensation  is not affected by the approval or  disapproval of the Mortgage Loan, and such appraiser and the  appraisal  made by such  appraiser  both  satisfy  the  requirements  of Title XI of  FIRREA  and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

         Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the applicable  insurance  business  and to write the  insurance  provided,  approved as an insurer by FNMA or
FHLMC.

         Rating Agencies:  Standard & Poor's Ratings  Services,  Moody's Investor Service or, in the event that some or all of ownership  of the Mortgage  Loans is  evidenced  by  mortgage-backed  securities,  the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

         Refinanced  Mortgage  Loan:  A  Mortgage  Loan  which  was  made to a  Mortgagor  who  owned  the
Mortgaged  Property prior to the  origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         Remittance  Date:  The 18th day of any month,  beginning  with the First  Remittance  Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO  Disposition  Proceeds:  Amounts  received  by the Company in  connection  with a related REO
Disposition.

         REO  Property:  A  Mortgaged  Property  acquired  by the  Company on behalf of the  Purchaser  as described in Section 4.13.

         Repurchase  Price:  With  respect to any  Mortgage  Loan,  a price  equal to (i) the  outstanding principal  balance of the Mortgage Loan, plus (ii) interest on such outstanding  principal  balance at the
Mortgage Loan  Remittance  Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of  repurchase,  plus,  (iii) third party expenses  incurred in connection  with the  transfer of the Mortgage  Loan being  repurchased;  less  amounts  received or advanced in respect of such  repurchased  Mortgage Loan which are being held in the  Custodial  Account for  distribution  in the month of repurchase.

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses
(including  reasonable  attorneys' fees and  disbursements)  incurred in the performance by the Company of its servicing obligations,  including,  but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged  Property,  (b) any enforcement,  administrative or judicial  proceedings, or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not
limited  to,  foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior  lienholders,  and other legal actions incidental to the servicing of the Mortgage
Loans (provided that such expenses are reasonable and that the Company  specifies the Mortgage  Loan(s) to which such expenses relate,  and provided further that any such  enforcement,  administrative  or judicial proceeding  does not arise out of a breach of any  representation,  warranty  or  covenant  of the Company hereunder),  (c) the management and  liquidation  of the Mortgaged  Property if the Mortgaged  Property is
acquired in full or partial  satisfaction  of the Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage
Insurance Policy premiums and fire and hazard insurance coverage,  (e) any expenses  reasonably  sustained by the Company,  as Company,  with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

         Servicing  Fee:  With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.
Such fee  shall be  payable  monthly,  computed  on the  basis of the same  principal  amount  and  period respecting  which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation  of the
Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the interest portion (including  recoveries with respect to interest from Liquidation  Proceeds, to the extent permitted by Section  4.05) of such Monthly  Payment  collected by the Company,  or as otherwise  provided under Section 4.05.

         Servicing  Fee  Rate:  The  Servicing  Fee Rate  shall be a rate per  annum  equal to 37.5  basis points.

         Servicing  File:  With  respect  to  each  Mortgage  Loan,  the  file  retained  by  the  Company consisting  of  originals  or  microfilmed  copies of all  documents  in the  Mortgage  File which are not delivered to the Purchaser and copies of the Mortgage  Loan  Documents  listed in Exhibit A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

         Servicing   Officer:   Any  officer  of  the  Company   involved  in,  or  responsible  for,  the
administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each  Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date,  whether or not received,  minus (ii) all amounts  previously  distributed  to the  Purchaser  with respect to the Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

         Subservicer:   Any  subservicer   which  is  subservicing   the  Mortgage  Loans  pursuant  to  a
Subservicing Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing  Agreement:  An  agreement  between the Company and a  Subservicer,  if any, for the servicing of the Mortgage Loans.

         Term Sheet:  A  supplemental  agreement in the form  attached  hereto as Exhibit I which shall be executed and  delivered by the Company and the  Purchaser to provide for the sale and  servicing  pursuant to the terms of this  Agreement  of the  Mortgage  Loans  listed on  Schedule  I attached  thereto,  which supplemental  agreement shall contain certain specific  information relating to such sale of such Mortgage
Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                                ARTICLE II

                                       SERVICING OF MORTGAGE LOANS;
                              RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                 BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                   DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         The Company  agrees to sell and the  Purchaser  agrees to purchase the  Mortgage  Loans having an aggregate  principal  balance on the related Cut-off Date set forth in the related Term Sheet in an amount as set forth in the  Confirmation,  or in such other amount as agreed by the  Purchaser and the Company as evidenced by the actual Stated  Principal  Balance of the Mortgage  Loans accepted by the Purchaser on the
Closing Date,  with  servicing  retained by Company.  The Company shall deliver the related  Mortgage Loan
Schedule  attached  to the  related  Term Sheet for the  Mortgage  Loans to be  purchased  on the  related
Closing  Date to the  Purchaser  at least one (1)  Business  Day prior to the related  Closing  Date.  The
Mortgage  Loans shall be sold  pursuant to this  Agreement,  and the related  Term Sheet shall be executed and delivered on the related Closing Date.

         Section 2.02      Purchase Price.

         The  Purchase  Price  for each  Mortgage  Loan  shall be the  percentage  of par as stated in the
Confirmation  (subject to adjustment as provided therein),  multiplied by the aggregate principal balance, as of the related  Cut-off  Date,  of the Mortgage  Loans  listed on the related  Mortgage  Loan  Schedule attached to the related  Term Sheet,  after  application  of  scheduled  payments of  principal  due on or before the related  Cut-off Date whether or not collected.  The initial  principal  amount of the Mortgage
Loans  shall be the  aggregate  principal  balance of the  Mortgage  Loans,  so computed as of the related
Cut-off Date.

         In addition to the Purchase  Price as described  above,  the Purchaser  shall pay to the Company, at closing,  accrued  interest on the current  principal  amount of each  Mortgage  Loan as of the related
Cut-off Date at the Mortgage Loan  Remittance  Rate of each  Mortgage  Loan from the related  Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued  interest as set forth in the preceding  paragraph  shall be paid on the related Closing Date by wire transfer of immediately available funds.

          Purchaser  shall be entitled to (1) all scheduled  principal due after the related Cut-off Date,
(2) all other recoveries of principal  collected on or after the related Cut-off Date (provided,  however, that all scheduled  payments of principal  due on or before the related  Cut-off Date and collected by the
Company or any  successor  servicer to the  Company  after the related  Cut-off  Date shall  belong to the
Company),  and (3) all payments of interest on the Mortgage Loans net of applicable  Servicing Fees (minus that portion of any such payment  which is  allocable  to the period prior to the related  Cut-off  Date).
The  outstanding  principal  balance of each  Mortgage  Loan as of the related  Cut-off Date is determined after  application  of payments of  principal  due on or before the related  Cut-off  Date  whether or not collected,  together with any  unscheduled  principal  prepayments  collected prior to the related Cut-off
Date; provided,  however,  that payments of scheduled principal and interest prepaid for a Due Date beyond the related  Cut-off Date shall not be applied to the  principal  balance as of the related  Cut-off Date.
Such prepaid  amounts shall be the property of the  Purchaser.  The Company shall deposit any such prepaid amounts into the  Custodial  Account,  which account is  established  for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

         Section 2.03      Servicing of Mortgage Loans.

         Simultaneously  with the  execution  and  delivery  of each Term Sheet,  the Company  does hereby agree to directly  service the Mortgage  Loans listed on the related  Mortgage Loan  Schedule  attached to the related Term Sheet subject to the terms of this  Agreement  and the related Term Sheet.  The rights of the  Purchaser to receive  payments  with respect to the related  Mortgage  Loans shall be as set forth in this Agreement.

         Section 2.04      Record Title and Possession of Mortgage
Files; Maintenance of Servicing Files.

         As of the related Closing Date, the Company sold,  transferred,  assigned,  set over and conveyed to the  Purchaser,  without  recourse,  and the Company  hereby  acknowledges  that the Purchaser has, but subject to the terms of this  Agreement and the related Term Sheet,  all the right,  title and interest of the Company in and to the  Mortgage  Loans.  Company  will  deliver the  Mortgage  Files to the  custodian designated  by  Purchaser,  on or before the related  Closing  Date,  at the expense of the  Company.  The
Company  shall  maintain a Servicing  File  consisting of a copy of the contents of each Mortgage File and the  originals  or  microfilmed  copies  of the  documents  in each  Mortgage  File not  delivered  to the
Purchaser.  The Servicing File shall contain all documents  necessary to service the Mortgage  Loans.  The possession of each  Servicing  File by the Company is at the will of the  Purchaser,  for the sole purpose of  servicing  the  related  Mortgage  Loan,  and such  retention  and  possession  by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage  Note,  the Mortgage,  the contents of the related  Mortgage  File and all rights,  benefits, proceeds  and  obligations  arising  therefrom  or  in  connection  therewith,  has  been  vested  in  the
Purchaser.  All  rights  arising  out of the  Mortgage  Loans  including,  but not  limited  to, all funds received on or in  connection  with the Mortgage  Loans and all records or  documents  with respect to the
Mortgage  Loans  prepared by or which come into the  possession  of the Company shall be received and held by the  Company  in trust for the  benefit  of the  Purchaser  as the  owner of the  Mortgage  Loans.  Any portion of the Mortgage Files retained by the Company shall be  appropriately  identified in the Company's computer  system to clearly  reflect the  ownership of the Mortgage  Loans by the  Purchaser.  The Company
shall  release  its  custody of the  contents  of the  Mortgage  Files  only in  accordance  with  written instructions  of the  Purchaser,  except  when such  release is required as  incidental  to the  Company's servicing of the Mortgage  Loans or is in connection  with a repurchase of any Mortgage Loan or Loans with respect thereto  pursuant to this Agreement and the related Term Sheet,  such written  instructions  shall not be required.

         Section 2.05       Books and Records.

         The sale of each  Mortgage  Loan has been  reflected  on the  Company's  balance  sheet and other financial  statements  as a sale  of  assets  by  the  Company.  The  Company  shall  be  responsible  for maintaining,  and shall  maintain,  a complete set of books and records for the Mortgage Loans which shall be  appropriately  identified in the  Company's  computer  system to clearly  reflect the ownership of the
Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for  inspection  by the  Purchaser,  or its  designee  and shall  deliver to the  Purchaser  upon  demand, evidence of compliance with all federal,  state and local laws,  rules and  regulations,  and requirements of FNMA or FHLMC,  as  applicable,  including  but not limited to  documentation  as to the method used in determining  the  applicability  of the  provisions  of the  Flood  Disaster  Protection  Act of 1973,  as
amended,  to the  Mortgaged  Property,  documentation  evidencing  insurance  coverage of any  condominium project as required by FNMA or FHLMC,  and periodic  inspection  reports as required by Section  4.13.  To the extent that original  documents are not required for purposes of realization  of Liquidation  Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche.

         The Company  shall  maintain  with respect to each  Mortgage  Loan and shall make  available  for inspection  by any  Purchaser  or its designee the related  Servicing  File during the time the  Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         In addition to the foregoing,  Company shall provide to any supervisory  agents or examiners that regulate  Purchaser,  including but not limited to, the OTS, the FDIC and other similar entities,  access, during normal business hours,  upon reasonable  advance notice to Company and without charge to Company or such  supervisory  agents or examiners,  to any  documentation  regarding  the Mortgage  Loans that may be required by any applicable regulator.

         Section 2.06.     Transfer of Mortgage Loans.

         The  Company  shall keep at its  servicing  office  books and  records in which,  subject to such reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage  Loan may be made unless such  transfer  is in  compliance  with the terms  hereof.
For the  purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with  respect to this  Agreement or any  Mortgage  Loan unless a notice of the  transfer of such  Mortgage
Loan has been  delivered to the Company in accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan.  The Purchaser  may,  subject to the terms of this Agreement,  sell and transfer one or more of the Mortgage Loans,  provided,  however, that (i) the transferee  will  not be  deemed  to be a  Purchaser  hereunder  binding  upon  the  Company  unless  such transferee  shall agree in writing to be bound by the terms of this Agreement and an original  counterpart of the  instrument of transfer in an Assignment  and  Assumption of this  Agreement  substantially  in the form of Exhibit D hereto  executed  by the  transferee  shall have been  delivered  to the Company and the
Company,  and (ii) in no event  shall  there be more than three (3)  Persons at any given time  having the status of  "Purchaser"  hereunder.  The  Purchaser  also shall  advise the Company of the  transfer.  Upon receipt of notice of the  transfer,  the Company shall mark its books and records to reflect the ownership of the  Mortgage  Loans  of such  assignee,  and  the  previous  Purchaser  shall  be  released  from  its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.07      Delivery of Mortgage Loan Documents.

         The  Company  shall  deliver and release to the  Purchaser  or its  designee  the  Mortgage  Loan
Documents  in  accordance  with the terms of this  Agreement  and the related  Term Sheet.  The  documents enumerated  as items (1),  (2),  (3), (4), (5), (6), (7) and (8) in Exhibit A hereto shall be delivered by the Company to the  Purchaser  or its  designee no later than one (1)  Business  Days prior to the related
Closing Date  pursuant to a bailee letter  agreement.  All other  documents in Exhibit A hereto,  together with all other  documents  executed in  connection  with the  Mortgage  Loan that  Company may have in its possession,  shall be retained by the Company in trust for the  Purchaser.  If the Company  cannot deliver the  original  recorded  Mortgage  Loan  Documents or the original  policy of title  insurance,  including riders and  endorsements  thereto,  on the Closing Date, the Company shall,  promptly upon receipt thereof and in any case not later than 120 days from the related  Closing Date,  deliver such original  documents, including  original  recorded  documents,  to the Purchaser or its designee (unless the Company is delayed in making such  delivery  by reason of the fact that such  documents  shall not have been  returned by the appropriate  recording  office).  If  delivery  is not  completed  within 120 days solely due to delays in making  such  delivery  by  reason of the fact that such  documents  shall not have been  returned  by the appropriate  recording  office,  the Company shall  deliver such  document to Purchaser,  or its designee, within such time period as specified in a Company's  Officer's  Certificate.  In the event that  documents have not been  received  by the date  specified  in the  Company's  Officer's  Certificate,  a  subsequent
Company's  Officer's  Certificate  shall be  delivered  by such  date  specified  in the  prior  Company's
Officer's  Certificate,  stating a revised  date for  receipt of  documentation.  The  procedure  shall be repeated  until the documents  have been  received and  delivered.  The Company shall  continue to use its best efforts to effect delivery within 210 days of the related Closing Date.

         The Company shall pay all initial  recording  fees, for the assignments of mortgage and any other fees in  connection  with the  transfer  of all  original  documents  to the  Purchaser  or its  designee, including any fees,  costs or expenses  related to the  registration  of the Mortgage  Loans with MERS, if applicable.  The Company shall  prepare,  in recordable  form, all  assignments  of mortgage  necessary to assign the Mortgage Loans to Purchaser, or its designee.

         Company  shall  provide an  original  or  duplicate  original  of the title  insurance  policy to
Purchaser or its designee within ninety (90) days of the receipt of the recorded  documents  (required for issuance of such policy) from the applicable recording office.

         Any review by the  Purchaser,  or its  designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

         If the  Purchaser  or its designee  discovers  any defect with  respect to a Mortgage  File,  the
Purchaser  shall,  or shall  cause its  designee  to,  give  written  specification  of such defect to the
Company  which  may be given in the  exception  report or the  certification  delivered  pursuant  to this
Section  2.07,  or otherwise in writing and the Company  shall cure or  repurchase  such  Mortgage Loan in accordance with Section 3.03.

         The Company shall forward to the Purchaser,  or its designee,  original  documents  evidencing an assumption,  modification,  consolidation  or extension of any  Mortgage  Loan entered into in  accordance with Section 4.01 or 6.01 within one week of their execution;  provided,  however,  that the Company shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for recordation  within two weeks of its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

         From time to time the Company may have a need for Mortgage  Loan  Documents  to be released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written request of the Company,  in the form of Exhibit G attached  hereto,  within ten (10)  Business  Days,  deliver to the
Company,  any  requested  documentation  previously  delivered to Purchaser as part of the Mortgage  File, provided that such documentation is promptly returned to Purchaser,  or its designee,  when the Company no
longer  requires  possession  of  the  document,   and  provided  that  during  the  time  that  any  such
documentation  is held by the Company,  such possession is in trust for the benefit of Purchaser.  Company shall  indemnify  Purchaser,  and its  designee,  from and against any and all  losses,  claims,  damages, penalties,  fines, forfeitures,  costs and expenses (including court costs and reasonable attorney's fees)
resulting from or related to the loss,  damage, or misplacement of any documentation  delivered to Company pursuant to this paragraph.

         Section 2.08      Quality Control Procedures.

         The Company must have an internal  quality  control  program that  verifies,  on a regular basis,
the  existence  and  accuracy  of  the  legal  documents,  credit  documents,   property  appraisals,  and
underwriting  decisions.  The program must be capable of evaluating and monitoring the overall  quality of its loan  production  and  servicing  activities.  The  program is to ensure that the  Mortgage  Loans are originated and serviced in accordance with prudent mortgage banking  practices and accounting  principles;
guard  against  dishonest,  fraudulent,  or negligent  acts;  and guard  against  errors and  omissions by officers, employees, or other authorized persons.

Section 2.09      No Commission.

         The Company and the  Purchaser  agree that no broker,  Investment  Banker,  agent or other person
(including  but not limited to Purchaser)  is entitled to any  commission  or  compensation  in connection with the sale of the Mortgage Loans.

                                               ARTICLE III

                                    REPRESENTATIONS AND WARRANTIES OF
                    THE COMPANY AND THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         The Company  represents,  warrants and covenants to the Purchaser that, as of the related Closing
Date or as of such date specifically provided herein:

         (a)      Chevy Chase Bank, F.S.B. is a federally  chartered savings bank duly organized,  validly existing  and in good  standing  and has all  licenses  and  qualifications  necessary  to  carry  out its business as now being  conducted,  and in any event the Company is in compliance  with the applicable laws of any state to the extent  necessary to ensure the  enforceability  of each  Mortgage  Loan in accordance with the terms of this  Agreement;  the Company is licensed and  qualified to transact  business in and is in good standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise exempt under  applicable  law from such  licensing or  qualification  or is otherwise  not required  under applicable law to effect such licensing or  qualification  and no unresolved  demand for such licensing or qualification  has been made upon such  Company by any such  state,  and in any event  such  Company is in compliance with the laws of any such state to the extent  necessary to ensure the  enforceability  of each
Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Company has the full power and  authority  and legal right to hold,  transfer  and convey each Mortgage  Loan, to sell each  Mortgage  Loan and to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted,  has duly authorized the execution,  delivery and performance of this
Agreement  and the related  Term Sheet and any  agreements  contemplated  hereby,  has duly  executed  and delivered this  Agreement and the related Term Sheet,  and any agreements  contemplated  hereby,  and this
Agreement and the related Term Sheet and each  Assignment of Mortgage to the Purchaser and any  agreements contemplated  hereby,  constitutes  a legal,  valid and binding  obligation  of the  Company,  enforceable against  it in  accordance  with its  terms,  and all  requisite  corporate  action  has been taken by the
Company to make this  Agreement and the related Term Sheet and all  agreements  contemplated  hereby valid and  binding  upon the  Company  in  accordance  with  their  terms;  the  Company  has the full power and authority  and  legal  right to  execute,  deliver  and  perform,  and to enter  into and  consummate  all transactions  contemplated  by this  Agreement  and the related  Term Sheet and to conduct its business as presently  conducted,  has duly  authorized the execution,  delivery and performance of this Agreement and the related Term Sheet and any  agreements  contemplated  hereby,  has duly  executed and  delivered  this
Agreement and the related Term Sheet, and any agreements  contemplated  hereby, and this Agreement and any agreements  contemplated  hereby,  constitutes  a legal,  valid and  binding  obligation  of the  Company, enforceable  against it in accordance with its terms,  and all requisite  corporate  action has been taken by the Company to make this  Agreement and the related Term Sheet and all agreements  contemplated  hereby valid and binding upon the Company in accordance with their terms;

         (c) Neither the  execution  and delivery of this  Agreement  nor the related Term Sheet,  nor the origination  of the Mortgage Loans by the Company,  the sale of the Mortgage  Loans to the Purchaser,  the consummation of the transactions  contemplated  hereby, or the fulfillment of or compliance with the terms and  conditions  of this  Agreement  and the  related  Term  Sheet  will  conflict  with any of the terms, conditions  or provisions  of the  Company's or the  Company's  charter or by-laws or materially  conflict with  or  result  in a  material  breach  of any of the  terms,  conditions  or  provisions  of any  legal restriction  or any  agreement  or  instrument  to which the  Company  is now a party or by which they are bound, or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material  violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

         (d) There is no  litigation,  suit,  proceeding  or  investigation  pending  or to the  Company's knowledge,  threatened,  or any order or decree outstanding,  with respect to the Company which, either in any one instance or in the aggregate,  is reasonably  likely to have a material adverse effect on the sale of the Mortgage Loans, the execution,  delivery,  performance or  enforceability  of this Agreement or the related Term Sheet,  or which is  reasonably  likely to have a material  adverse  effect on the  financial condition of the Company.

         (e) No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the Company of or compliance by the Company with this  Agreement  or the related  Term Sheet,  or the sale of the  Mortgage  Loans and delivery of the
Mortgage Files to the Purchaser or the  consummation  of the  transactions  contemplated by this Agreement and the related Term Sheet,  except for  consents,  approvals,  authorizations  and orders which have been obtained;

         (f) The  consummation  of the  transactions  contemplated  by this Agreement and the related Term
Sheet is in the ordinary  course of business of the Company,  and the transfer,  assignment and conveyance of the Mortgage  Notes and the  Mortgages by the Company  pursuant to this  Agreement and the related Term
Sheet are not subject to bulk transfer or any similar  statutory  provisions  in effect in any  applicable jurisdiction;

         (g) The  origination  and servicing  practices used by the Company,  and any prior  originator or
Company  with  respect  to each  Mortgage  Note and  Mortgage  have  been  legal  and in  accordance  with applicable laws and regulations and the Mortgage Loan Documents,  and in all material  respects proper and prudent  in the  mortgage  origination  and  servicing  business.  With  respect  to escrow  deposits  and payments  that the Company,  on behalf of the investor,  is entitled to collect,  all such payments are in the possession  of, or under the control of, the Company,  and there exist no  deficiencies  in connection therewith  for  which  customary  arrangements  for  repayment  thereof  have not been  made.  All  escrow payments  have been  collected in full  compliance  with state and federal law and the  provisions  of the related  Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not  prohibited by applicable  law and has been  established  in an amount  sufficient to pay for every  escrowed item that remains  unpaid and has been assessed but is not yet due and payable.  No escrow deposits  or other  charges  or  payments  due under the  Mortgage  Note have been  capitalized  under any
Mortgage or the related Mortgage Note;

         (h) The Company used no selection  procedures  that  identified  the Mortgage Loans as being less desirable or valuable  than other  comparable  mortgage  loans in the  Company's  portfolio at the related
Cut-off Date;

         (i)      The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (j)      The Company is an  approved  Seller/Servicer  of  residential  mortgage  loans for FNMA,
FHLMC and HUD, with such  facilities,  procedures and personnel  necessary for the sound servicing of such mortgage loans.  The Company is duly qualified,  licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws,  and  regulations,  if applicable,  meets the minimum  capital requirements  set  forth  by the OCC,  and is in good  standing  to sell  mortgage  loans  to and  service mortgage  loans for FNMA and FHLMC and no event has  occurred  which would make  Company  unable to comply with eligibility requirements or which would require notification to either FNMA or FHLMC;

         (k)      The Company does not believe,  nor does it have any cause or reason to believe,  that it cannot  perform each and every  covenant  contained  in this  Agreement  and the related  Term Sheet.  The
Company is solvent  and the sale of the  Mortgage  Loans will not cause the  Company to become  insolvent.
The sale of the Mortgage  Loans is not undertaken  with the intent to hinder,  delay or defraud any of the
Company's creditors;

         (l)      No statement,  tape, diskette,  form, report or other document prepared by, or on behalf of,  Company or Company  pursuant to this  Agreement and the related Term Sheet or in connection  with the transactions  contemplated  hereby,  contains or will contain any statement  that is or will be inaccurate or misleading in any material respect;

         (m)      The  Company  acknowledges  and agrees  that the  Servicing  Fee  represents  reasonable compensation  for  performing  such  services  and that the entire  Servicing  Fee shall be treated by the
Company,  for accounting and tax purposes,  as compensation  for the servicing and  administration  of the
Mortgage  Loans  pursuant to this  Agreement  and the related Term Sheet.  In the opinion of Company,  the consideration  received by Company upon the sale of the Mortgage  Loans to Purchaser  under this Agreement and the related Term Sheet  constitutes  fair  consideration  for the Mortgage  Loans under current market conditions.

         (n)      If  requested  by the  Purchaser,  the Company  shall have  delivered  to the  Purchaser financial  statements of its parent,  for its last two complete  fiscal years.  If so, all such  financial information  fairly  presents the pertinent  results of operations  and financial  position for the period
identified  and  has  been  prepared  in  accordance  with  generally   accepted   accounting   principles
consistently  applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the business, operations,  financial condition,  properties or assets of the Company since the date of the Company's  financial  information  that would have a material  adverse effect on its ability to perform its obligations under this Agreement and the related Term Sheet; and

         (o)      Neither the Company nor the  Purchaser  have dealt with any broker,  investment  banker, agent or other person that may be entitled to any commission or  compensation  in connection with the sale of the Mortgage Loans.

         Section 3.02      Representations and Warranties as to
                                    Individual Mortgage Loans.

         References  in  this  Section  to  percentages  of  Mortgage  Loans  refer  in  each  case to the percentage  of the  aggregate  principal  balance of the Mortgage  Loans as of the related  Cut-off  Date, based on the  outstanding  balances of the Mortgage  Loans as of the Cut-off  Date,  and giving  effect to scheduled  Monthly  Payments  due on or  prior to the  related  Cut-off  Date,  whether  or not  received.
References to  percentages of Mortgaged  Properties  refer,  in each case, to the  percentages of expected aggregate  principal  balances of the related  Mortgage  Loans  (determined  as described in the preceding sentence).  The Company hereby  represents  and warrant to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

         (a)      The  information  set forth in the Mortgage Loan  Schedule  attached to the related Term
Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

         (b)      The  Mortgage  creates  a  valid,  subsisting  and  enforceable  first  lien  or a first priority  ownership  interest in an estate in fee simple in real  property  securing the related  Mortgage
Note  subject  to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting the rights of creditors.

         (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the  related  Closing  Date,  the  Mortgage  Loan has not been  dishonored;  there  are no  material defaults  under the terms of the Mortgage  Loan;  the Company has not advanced its own funds,  or induced, solicited  or knowingly  received any advance of funds from a party other than the owner of the  Mortgaged
Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount required by the
Mortgage Loan;  and, as of the related Closing Date,  there has been no more than one  delinquency  during the related preceding twelve-month period, and such delinquency did not last more than 30 days;

         (d) There are no defaults by the Company in  complying  with the terms of the  Mortgage,  and all taxes,  governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been established  in an amount  sufficient to pay for every such  escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

         (e) The terms of the Mortgage Note and the Mortgage have not been  impaired,  waived,  altered or modified in any respect,  except by written  instruments  which have been  recorded to the extent any such recordation is required by law, or,  necessary to protect the interest of the Purchaser.  No instrument of waiver,  alteration or modification has been executed,  and no Mortgagor has been released, in whole or in part,  from the terms thereof  except in  connection  with an  assumption  agreement and which  assumption agreement  is part of the  Mortgage  File and the  terms of  which  are  reflected  in the  Mortgage  Loan
Schedule;  the substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related Primary  Mortgage  Insurance Policy and title insurance  policy,  to the extent required by the related policies;

         (f) The  Mortgage  Note and the  Mortgage  are not subject to any right of  rescission,  set-off, counterclaim or defense,  including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the  Mortgage,  or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission, set-off,  counterclaim  or  defense,  including  the  defense of usury,  and no such right of  rescission, set-off,  counterclaim or defense has been asserted with respect  thereto;  and as of the Closing Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (g) All buildings or other  customarily  insured  improvements  upon the  Mortgaged  Property are insured  by an  insurer  acceptable  under the FNMA or FHLMC  Guides,  against  loss by fire,  hazards  of extended  coverage and such other  hazards as are provided for in the FNMA or FHLMC Guide,  as well as all additional  requirements  set forth in Section 4.10 of this  Agreement.  All such standard hazard policies are in full force and effect and on the date of origination  contained a standard  mortgagee clause naming the Company and its  successors  in interest  and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If required by the Flood  Disaster  Protection  Act of 1973, as amended,  the Mortgage Loan is covered by a flood  insurance  policy  meeting the  requirements  of the current  guidelines  of the  Federal  Insurance  Administration  which  policy  conforms  to FNMA or FHLMC requirements,  as well as all additional  requirements  set forth in Section 4.10 of this Agreement.  Such policy was issued by an insurer  acceptable  under FNMA or FHLMC  guidelines.  The Mortgage  obligates the
Mortgagor  thereunder  to maintain all such  insurance  at the  Mortgagor's  cost and expense,  and on the
Mortgagor's  failure to do so,  authorizes  the holder of the Mortgage to maintain  such  insurance at the
Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

         (h) Any and all requirements of any federal,  state or local law including,  without  limitation, usury,  truth-in-lending,  real estate settlement  procedures,  consumer credit  protection,  equal credit opportunity  or  disclosure  laws  applicable to the Mortgage Loan have been complied with in all material respects;  the  Company  maintains,  and shall  maintain,  evidence  of such  compliance  as  required  by applicable  law or  regulation  and shall make such  evidence  available  for  inspection at the Company's office during normal business hours upon reasonable advance notice;

         (i) The  Mortgage  has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the Mortgaged  Property has not been  released from the lien of the Mortgage,  in whole or in part  nor  has any  instrument  been  executed  that  would  effect  any  such  release,  cancellation, subordination  or rescission.  The Company has not waived the  performance by the Mortgagor of any action, if the  Mortgagor's  failure to perform such action would cause the  Mortgage  Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j)      The  Mortgage  is a valid,  subsisting,  enforceable  and  perfected  first  lien on the
Mortgaged  Property,  including  all  buildings  on the  Mortgaged  Property  and  all  installations  and mechanical,  electrical,  plumbing,  heating and air conditioning  systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the
Mortgage Note's original  principal  balance subject to principles of equity,  bankruptcy,  insolvency and other laws of general  application  affecting the rights of creditors.  The Mortgage and the Mortgage Note do not contain any  evidence of any security  interest or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having priority over the first lien of the
Mortgage  subject only to (1) the lien of  non-delinquent  current real property taxes and assessments not yet due and payable,  (2)  covenants,  conditions  and  restrictions,  rights of way,  easements and other matters  of the  public  record as of the date of  recording  which are  acceptable  to  mortgage  lending institutions  generally  and either (A) which are  referred  to in the  lender's  title  insurance  policy delivered to the  originator  or otherwise  considered  in the  appraisal  made for the  originator of the
Mortgage  Loan,  or (B) which do not  adversely  affect  the  residential  use or  Appraised  Value of the
Mortgaged  Property as set forth in such  appraisal,  and (3) other matters to which like  properties  are commonly subject which do not individually or in the aggregate  materially  interfere with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or  marketability  of the related Mortgaged Property.  Any security  agreement,  chattel mortgage or equivalent document related to and  delivered  in  connection  with the Mortgage  Loan  establishes  and creates a valid,  subsisting, enforceable  and  perfected  first lien and first  priority  security  interest on the property  described therein, and the Company has the full right to sell and assign the same to the Purchaser;

         (k) The  Mortgage  Note and the related  Mortgage are original and genuine and each is the legal, valid and binding  obligation of the maker  thereof,  enforceable  in all respects in accordance  with its terms  subject to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting  the rights of  creditors,  and the Company  has taken all action  necessary  to  transfer  such rights of  enforceability  to the  Purchaser.  All parties to the  Mortgage  Note and the Mortgage had the legal  capacity to enter into the  Mortgage  Loan and to execute and  deliver  the  Mortgage  Note and the
Mortgage.  The Mortgage  Note and the Mortgage have been duly and properly  executed by such  parties.  No fraud,  error,  omission,  misrepresentation,  negligence or similar occurrence with respect to a Mortgage
Loan has taken place on the part of Company,  the Mortgagor,  or, to the best of Company's  knowledge,  on the part of any other party involved in the  origination  of the Mortgage  Loan.  Either the borrower or a guarantor is a natural  person.  The proceeds of the Mortgage Loan have been fully  disbursed and there is no  requirement  for future  advances  thereunder,  and any and all  requirements  as to completion of any on-site or off-site  improvements  and as to disbursements of any escrow funds therefor have been complied with.  All costs,  fees and expenses  incurred in making or closing the Mortgage Loan and the recording of the Mortgage  (including any fees,  costs or expenses  related to the  registration  of the Mortgage Loans with  MERS,  if  applicable)  were paid or are in the  process of being  paid,  and the  Mortgagor  is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l) The  Company  is the  sole  owner  and  holder  of the  Mortgage  Loan  and the  indebtedness evidenced by the Mortgage  Note.  Upon the sale of the Mortgage  Loan to the  Purchaser,  the Company will retain the Mortgage  File or any part thereof with respect  thereto not  delivered to the Purchaser or the
Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the
Mortgage  Loan.  Immediately  prior to the transfer and  assignment to the  Purchaser,  the Mortgage Loan, including  the Mortgage Note and the Mortgage,  were not subject to an  assignment,  sale or pledge to any person  other than  Purchaser,  and the  Company had good and  marketable  title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the  Purchaser  free and clear of any encumbrance,  equity,  lien,  pledge,  charge,  claim or  security  interest  and has the full  right  and authority  subject to no interest or  participation  of, or agreement  with, any other party,  to sell and assign the Mortgage Loan pursuant to this  Agreement  and  following  the sale of the Mortgage  Loan,  the
Purchaser will own such Mortgage Loan free and clear of any encumbrance,  equity,  participation interest, lien,  pledge,  charge,  claim or security  interest.  The  Company  intends to  relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the Mortgage Loan as set forth in this  Agreement.  After the Closing  Date,  the Company  will not have any right to modify or alter  the terms of the sale of the  Mortgage  Loan and the  Company  will not have any  obligation  or right to repurchase  the Mortgage Loan or substitute  another  Mortgage  Loan,  except as provided in this
Agreement, or as otherwise agreed to by the Company and the Purchaser;

         (m)  Each  Mortgage  Loan  is  covered  by an ALTA  lender's  title  insurance  policy  or  other generally  acceptable form of policy or insurance  acceptable to FNMA or FHLMC (including  adjustable rate endorsements),  issued by a title insurer  acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction  where the Mortgaged  Property is located,  insuring (subject to the exceptions  contained in
(j)(1), (2) and (3) above) the Company,  its successors and assigns,  as to the first priority lien of the
Mortgage  in the  original  principal  amount of the  Mortgage  Loan and against any loss by reason of the invalidity or  unenforceability  of the lien resulting  from the provisions of the Mortgage  providing for adjustment  in  the  Mortgage  Interest  Rate  and  Monthly  Payment.  Where  required  by  state  law  or regulation,  the Mortgagor has been given the  opportunity to choose the carrier of the required  mortgage title  insurance.  The Company,  its successors and assigns,  are the sole insureds of such lender's title insurance  policy,  such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment  to the  Purchaser  of the  Company's  interest  therein  does not  require  the  consent of or notification  to the  insurer and such  lender's  title  insurance  policy is in full force and effect and will  be in full  force  and  effect  upon  the  consummation  of the  transactions  contemplated  by this
Agreement.  No claims have been made under such lender's title  insurance  policy,  and no prior holder of the related  Mortgage,  including the Company,  has done, by act or omission,  anything which would impair the coverage of such lender's title insurance policy;

         (n)  There is no  default,  breach,  violation  or  event  of  acceleration  existing  under  the
Mortgage  or the related  Mortgage  Note and no event  which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute  a default,  breach,  violation or event permitting  acceleration;  and  neither  the  Company,  nor any prior  mortgagee  has waived any  default, breach, violation or event permitting acceleration;

         (o) There are no  mechanics'  or similar  liens or claims  which have been filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related  Mortgaged  Property  which  are or may be liens  prior  to or  equal  to the lien of the  related
Mortgage;

         (p)  All  improvements  subject  to  the  Mortgage  which  were  considered  in  determining  the appraised  value of the  Mortgaged  Property lie wholly  within the  boundaries  and building  restriction lines of the Mortgaged  Property  (and wholly  within the project with respect to a condominium  unit) and no  improvements  on adjoining  properties  encroach  upon the Mortgaged  Property  except those which are insured  against by the title  insurance  policy  referred to in clause (m) above and all  improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant to, and conforms  with, the Company's  underwriting  guidelines attached as Exhibit H hereto. The Mortgage Notes and Mortgages are on forms  generally  acceptable in the industry.  The Mortgage Loan bears  interest at an adjustable  rate as set forth in the Mortgage  Loan  Schedule,  and Monthly  Payments  under the Mortgage  Note are due and payable on the first day of each month.  The Mortgage  contains the usual and  enforceable  provisions  of the  Company at the time of  origination  for the  acceleration  of the  payment  of the unpaid  principal amount of the Mortgage  Loan if the related  Mortgaged  Property is sold without the prior  consent of the mortgagee thereunder;

         (r) No  Mortgaged  Property  has been  materially  damaged  by  waste,  fire,  earthquake,  earth movement,  windstorm,  tornado,  flood or other  casualty.  At  origination of the Mortgage Loan there was not, since  origination of the Mortgage Loan there has been and there currently is, no proceeding  pending for  the  total  or  partial  condemnation  of the  Mortgaged  Property.  The  Company  has  not  received notification that any such proceedings are scheduled to commence at a future date;

         (s) The related  Mortgage  contains  customary and  enforceable  provisions such as to render the rights and remedies of the holder thereof adequate for the realization  against the Mortgaged  Property of the benefits of the security provided thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by trustee's  sale,  and (2) otherwise by judicial  foreclosure.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the Mortgaged
Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage  constitutes a deed of trust,  a trustee,  authorized  and duly  qualified if required under  applicable  law to act as such,  has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or  expenses,  except as may be required by local law, are or will become  payable by the  Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final  approval of the mortgage loan  application by a Qualified  Appraiser,  approved by the Company, who had no interest,  direct or indirect,  in the  Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or disapproval of the Mortgage Loan, and the  appraisal and appraiser  both satisfy the  requirements  of FNMA or FHLMC and Title XI of the Federal
Institutions Reform,  Recovery,  and Enforcement Act of 1989 and the regulations  promulgated  thereunder, all as in effect on the date the Mortgage Loan was  originated.  The appraisal is in a form  acceptable to
FNMA or FHLMC and was made by a Qualified Appraiser;

         (v) All parties  which have had any interest in the  Mortgage,  whether as  mortgagee,  assignee, pledgee or otherwise,  are (or, during the period in which they held and disposed of such interest,  were)
(A) in compliance  with any and all  applicable  licensing  requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B) (1) organized  under the laws of such state, or (2) qualified to do  business  in such  state,  or (3) federal  savings  and loan  associations  or national  banks or a
Federal Home Loan Bank or savings bank having  principal  offices in such state, or (4) not doing business in such state;

         (w) The  related  Mortgage  Note is not and has not been  secured  by any  collateral  except the lien of the  corresponding  Mortgage and the security  interest of any  applicable  security  agreement or chattel  mortgage  referred  to above  and such  collateral  does not  serve  as  security  for any  other obligation;

         (x) The Mortgagor has received and has  executed,  where  applicable,  all  disclosure  materials required by applicable law with respect to the making of such mortgage loans;

         (y) The Mortgage Loan does not contain  "balloon" or "graduated  payment"  features;  No Mortgage
Loan is subject to a buydown agreement or contains any buydown provision;

         (z) The  Mortgagor  is not in  bankruptcy  and,  to the  best  of the  Company's  knowledge,  the
Mortgagor  is not  insolvent  and the Company has no  knowledge of any  circumstances  or  condition  with respect to the Mortgage,  the Mortgaged  Property,  the Mortgagor or the Mortgagor's  credit standing that could  reasonably  be  expected  to  cause  investors  to  regard  the  Mortgage  Loan as an  unacceptable investment,  cause the Mortgage Loan to become  delinquent,  or materially  adversely  affect the value or marketability of the Mortgage Loan;

         (aa) [reserved]

         (bb)  [reserved]

         (cc)  [reserved]

         (dd)  [reserved]

         (ee) None of the Mortgage Loans have a Loan-to-Value Ratio greater than 95%;

         (ff)     For all of the Mortgage  Loans,  based on  representations  made by the Mortgagor at the time of origination,  all of the Mortgaged  Properties are occupied as the Mortgagor's  primary residence.
To the best of the Company's knowledge, the Mortgaged Property is lawfully occupied under applicable law;

         (gg)     In the event  the  Mortgage  Loan has an LTV  greater  than  80.00%,  the  excess of the principal  balance of the Mortgage Loan over 75.0% of the Appraised  Value of the Mortgaged  Property with respect to a Refinanced  Mortgage Loan, or the lesser of the Appraised  Value or the purchase price of the
Mortgaged  Property  with respect to a purchase  money  Mortgage Loan is and will be insured as to payment defaults by a Primary  Mortgage  Insurance Policy issued by a Qualified  Insurer.  No Mortgage Loan has an
LTV over 95%. All provisions of such Primary  Mortgage  Insurance  Policy have been and are being complied with,  such  policy is in full force and  effect,  and all  premiums  due  thereunder  have been paid.  No
Mortgage  Loan  requires  payment of such  premiums,  in whole or in part,  by the  Purchaser.  No action, inaction,  or event has occurred  and no state of facts  exists that has, or will result in the  exclusion from,  denial of, or defense to coverage.  The Mortgage Loan  Remittance Rate for the Mortgage Loan as set
forth on the related Mortgage Loan Schedule is net of any such insurance premium;

         (hh)     The  assignment of Mortgage  (unless the Mortgage is registered  with MERS in accordance with  Subsection  2.07) is in  recordable  form and is  acceptable  for  recording  under  the laws of the jurisdiction  in which the Mortgaged  Property is located.  Any  Assignments of Mortgage  registered  with
MERS in accordance  with  Subsection  2.07 have been assigned a valid  mortgage  identification  number by
MERS.  Company is an approved  MERS  participant.  Any and all costs,  fees and expenses  associated  with the  registration  of the Mortgages with MERS and the transfer of the Mortgage Loans on the MERS system to
Purchaser have been paid by Company and Purchaser  shall not be responsible  for any such costs,  fees and expenses;

         (ii)     The Mortgaged  Property is located in the state  identified in the related Mortgage Loan
Schedule  and  consists  of a single  parcel of real  property  with a detached  single  family  residence erected thereon, or a townhouse,  or a two-to four-family dwelling,  or an individual  condominium unit in a condominium  project,  or an individual unit in a planned unit  development or a de minimis planned unit development,  provided,  however, that no residence or dwelling is a single parcel of real property with a manufactured  home  not  affixed  to a  permanent  foundation,  or a  mobile  home.  As  of  the  date  of origination,  no  portion  of any  Mortgaged  Property  is used for  commercial  purposes,  and  since the
Origination  Date, to the best of the Company's  knowledge,  no portion of any Mortgaged  Property is used for commercial purposes;

         (jj)     Except for the Mortgage  Loans  indicated on the Mortgage  Loan  Schedule  which require interest-only  payments  until the first  Adjustment  Date and both interest and principal  payments after such  Adjustment  Date (the  "Interest  Only  Mortgage  Loans"),  principal  payments on the Mortgage Loan commenced  no more than sixty (60) days after the funds were  disbursed  in  connection  with the Mortgage
Loan.  The Mortgage  Note is payable on the first day of each month in monthly  installments  of principal
(other than with respect to the  Interest  Only  Mortgage  Loans) and  interest,  which  installments  are subject to change due to the  adjustments  to the Mortgage  Interest Rate on each  Adjustment  Date,  with interest  calculated and payable in arrears,  sufficient to amortize the Mortgage Loan fully by the stated
maturity date, over an original term of not more than thirty years from commencement of amortization;

         (kk)     As of the  date  of  origination  and to the  best  of  Company's  knowledge,  as of the related Closing Date of the Mortgage Loan, the Mortgage  Property was lawfully  occupied under  applicable law,  and all  inspections,  licenses and  certificates  required to be made or issued with respect to all occupied  portions of the  Mortgaged  Property  and,  with  respect to the use and  occupancy of the same, including but not limited to  certificates  of occupancy  and fire  underwriting  certificates,  have been made or obtained from the appropriate authorities;

         (ll)     If the Mortgaged  Property is a condominium  unit or a planned unit  development  (other than a de minimis planned unit  development),  such condominium or planned unit development  project meets
Company's eligibility requirements as set forth in Exhibit H;

         (mm)     To the best of Company's  knowledge,  there is no pending action or proceeding  directly involving the Mortgaged  Property in which  compliance with any  environmental  law, rule or regulation is an issue;  to the best of Company's  knowledge,  there is no violation of any  environmental  law, rule or regulation  with  respect to the  Mortgaged  Property;  and the Company has not received any notice of any environmental  hazard on the Mortgaged  Property and nothing further remains to be done to satisfy in full all  requirements  of each such law, rule or regulation  constituting a prerequisite  to use and enjoyment of said property;

         (nn)     The  Mortgagor  has not  notified  the  Company,  and the  Company  does  not  have  any knowledge of any relief  requested or allowed to the  Mortgagor  under the  Soldiers'  and Sailors'  Civil
Relief Act of 1940;

         (oo)  No  Mortgage  Loan  is  currently  a  construction  or  rehabilitation   Mortgage  Loan  or
facilitates the trade-in or exchange of a Mortgaged Property;

         (pp)     No action has been taken or failed to be taken by  Company,  on or prior to the  Closing
Date which has resulted or will result in an exclusion  from,  denial of, or defense to coverage under any
Primary Mortgage  Insurance Policy (including,  without  limitation,  any exclusions,  denials or defenses which  would  limit or reduce  the  availability  of the  timely  payment  of the full  amount of the loss otherwise  due  thereunder  to the  insured)  whether  arising  out of actions,  representations,  errors, omissions, negligence, or fraud of the Company or for any other reason under such coverage;

         (qq)     Each  Mortgage  Loan has been  serviced  in all  material  respects in  compliance  with
Accepted Servicing Practices;

         (rr) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and
Urban  Development  pursuant  to  sections  203 and 211 of the  National  Housing  Act, a savings and loan association,  a savings bank, a commercial bank, credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state  authority.  No Mortgaged  Property is a timeshare;
and

         (ss) Each Mortgage  Note,  each  Mortgage,  each  Assignment of Mortgage and any other  documents required  pursuant to this  Agreement to be delivered to the  Purchaser or its  designee,  or its assignee for each  Mortgage  Loan,  have been,  on or before the Closing  Date,  delivered to the  Purchaser or its designee, or its assignee.

         Section 3.03      Repurchase; Substitution.

         It is understood  and agreed that the  representations  and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage  Loans and delivery of the Mortgage Loan  Documents to the
Purchaser,  or its  designee,  and  shall  inure to the  benefit  of the  Purchaser,  notwithstanding  any restrictive  or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of examination,  of any Mortgage  File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing  representations  and warranties which materially and adversely  affects the value of the Mortgage  Loans or the interest of the  Purchaser in any Mortgage  Loan,  the party  discovering  such breach  shall give  prompt  written  notice to the other.  The  Company  shall have a period of sixty days from the earlier of its  discovery or its receipt of notice of any such breach  within which to correct or cure such breach.  The Company  hereby  covenants  and agrees that if any such breach is not  corrected or cured  within  such sixty day period,  the Company  shall,  at the  Purchaser's  option and not later than ninety days of its  discovery or its receipt of notice of such breach,  repurchase  such  Mortgage Loan at the Repurchase Price or, with the Purchaser's  prior consent and, at Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall  involve any  representation or warranty  set forth in Section  3.01,  and such breach is not cured within sixty days of the earlier of either  discovery by or notice to the Company of such breach,  all affected  Mortgage Loans shall,  at the option of the  Purchaser,  be  repurchased by the Company at the  Repurchase  Price.  Any such  repurchase shall be  accomplished  by wire transfer of immediately  available funds to Purchaser in the amount of the
Repurchase Price.

         If the Company is required to repurchase  any Mortgage  Loan  pursuant to this Section 3.03,  the
Company may,  with the  Purchaser's  prior  consent and, at  Purchaser's  sole option,  within one hundred twenty (120) days from the related  Closing Date,  remove such  defective  Mortgage Loan from the terms of this  Agreement  and  substitute  another  mortgage  loan for such  defective  Mortgage  Loan,  in lieu of repurchasing  such defective  Mortgage Loan;  provided  however,  that in the event that any Mortgage Loan was part of a securitization,  notwithstanding  any contrary provision of this Agreement,  no substitution shall be made.  Any  substitute  Mortgage Loan shall be acceptable to  Purchaser.  Any  substituted  Loans will comply with the  representations  and warranties  set forth in this  Agreement as of the  substituted date

         The Company  shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal  of the removed  Mortgage  Loan  from  this  Agreement  and the  substitution  of such  substitute  Mortgage  Loan therefor.  Upon such  amendment,  the Purchaser shall review the Mortgage File delivered to it relating to the substitute  Mortgage  Loan. In the event of such a  substitution,  accrued  interest on the substitute
Mortgage Loan for the month in which the  substitution  occurs and any Principal  Prepayments made thereon during  such month shall be the  property of the  Purchaser  and  accrued  interest  for such month on the
Mortgage Loan for which the  substitution is made and any Principal  Prepayments  made thereon during such month shall be the property of the Company.  The  principal  payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the  Mortgage  Loan for which the  substitution  is made due on such date shall be the  property of the
Purchaser.

         It is  understood  and agreed that the  obligation  of the Company set forth in this Section 3.03 to cure,  repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser pursuant to
Section  8.01,  constitute  the sole  remedies  of the  Purchaser  respecting  a breach  of the  foregoing representations  and  warranties.  If the  Company  fails to  repurchase  or  substitute  for a  defective
Mortgage  Loan in  accordance  with this  Section  3.03,  or fails to cure a  defective  Mortgage  Loan to
Purchaser's  reasonable  satisfaction  in accordance  with this Section  3.03,  or to indemnify  Purchaser pursuant to Section 8.01,  that failure  shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this  Agreement for cause,  as set forth in Sections
10.01 and 11.01.

         Any  cause of  action  against  the  Company  relating  to or  arising  out of the  breach of any representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon
(i) the  earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the
Company,  (ii) failure by the Company to cure such breach or  repurchase  such  Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         Section 3.04               Representations and Warranties of the Purchaser.

Purchaser  represents,  warrants and covenants to Company  that,  as of the related  Closing Date or as of such date specifically provided herein:

(a)      Purchaser is duly  organized,  validly  existing and in good standing under the laws of the State of Delaware and is qualified to transact  business in and is in good standing  under the laws of each  state in which  the  business  transacted  by it or the  character  of the properties owned or leased by it requires such qualification.

(b)      Purchaser  has the full power an  authority  to perform,  and to enter into and  consummate,  all transactions  contemplated  by this Agreement and the related Term Sheet.  Purchaser has the full power and authority to purchase and hold each Mortgage Loan.

(c)      Neither the  acquisition  of the Mortgage  Loans by Purchaser  pursuant to this Agreement and the related Term Sheet, the consummation of the transactions  contemplated  hereby,  nor the fulfillment  of or the  compliance  with the terms and  conditions of this Agreement and the related Term Sheet,  will  conflict  with or result in a breach of any of the terms, conditions or provisions of the  Purchaser's  charter or by-laws or result in a material breach of any legal  restriction  or any material  agreement or  instrument to which the
                  Purchaser is now a party or by which it is bound,  or  constitute a material  default or result in an  acceleration  under any of the  foregoing,  or result in the  violation of any material law,  rule,  regulation,  order,  judgment or decree to which  Purchaser or its property is subject;

(d)      There  is  no  action,  suit,  proceeding,   investigation  or  litigation  pending  or,  to  the
                  Purchaser's  knowledge,  threatened,  which  either  in  any  one  instance  or  in  the aggregate,  if determined  adversely to Purchaser would adversely affect the purchase of the  Mortgage  Loans by  Purchaser  hereunder,  or  Purchaser's  ability to perform  its obligations under this Agreement and the related Term Sheet; and

(e)      No  consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance by Purchaser of or compliance by
                  Purchaser  with this  Agreement  and the related Term Sheet or the  consummation  of the transactions  contemplated  by this  Agreement  and the related  Term Sheet  (including, but not limited to, any approval  from HUD),  or if required,  such  consent,  approval, authorization or order has been obtained prior to the related Closing Date.

                                                ARTICLE IV

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company,  as an  independent  contractor,  shall service and administer the Mortgage Loans in accordance  with this  Agreement and the related Term Sheet and with  Accepted  Servicing  Practices,  and shall  have full  power  and  authority,  acting  alone,  to do or cause to be done any and all  things in connection  with such servicing and  administration  which the Company may deem necessary or desirable and consistent  with the terms of this  Agreement  and the  related  Term  Sheet and with  Accepted  Servicing
Practices  and  exercise  the same care that it  customarily  employs for its own  account.  Except as set forth in this  Agreement  and the related Term Sheet,  the Company  shall  service the  Mortgage  Loans in strict  compliance with the servicing  provisions of the FNMA Guides  (special  servicing  option),  which include,  but are not limited to,  provisions  regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment  insurance,  the maintenance of fidelity bond and errors and omissions  insurance,  inspections,  the  restoration of Mortgaged  Property, the maintenance of Primary Mortgage Insurance  Policies,  insurance claims,  the title,  management of REO
Property,  permitted  withdrawals  with  respect to REO  Property,  liquidation  reports,  and  reports of foreclosures and abandonments of Mortgaged Property,  the transfer of Mortgaged  Property,  the release of
Mortgage  Files,  annual  statements,  and  examination  of records  and  facilities.  In the event of any conflict,  inconsistency or discrepancy between any of the servicing  provisions of this Agreement and any of the servicing  provisions of the Agency  Guides,  the provisions of this Agreement and the related Term
Sheet shall control and be binding upon the Purchaser and the Company.

         Consistent  with the terms of this  Agreement and the related Term Sheet,  the Company may waive, modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any Mortgagor if in the Company's  reasonable and prudent  determination  such waiver,  modification,  postponement or indulgence is not materially  adverse to the Purchaser,  provided, however,  that unless the Company has obtained the prior  written  consent of the  Purchaser,  the Company shall not  permit any  modification  with  respect to any  Mortgage  Loan that would  change the  Mortgage
Interest  Rate,  forgive  the  payment of  principal  or  interest,  reduce or  increase  the  outstanding principal  balance  (except for actual  payments of principal)  or change the final  maturity date on such
Mortgage  Loan.  In the  event  of any such  modification  which  has been  agreed  to in  writing  by the
Purchaser  and which  permits the deferral of interest or principal  payments on any  Mortgage  Loan,  the
Company shall,  on the Business Day  immediately  preceding the Remittance  Date in any month in which any such  principal  or interest  payment has been  deferred,  deposit in the  Custodial  Account from its own funds,  in  accordance  with Section  4.04,  the  difference  between (a) such month's  principal  and one month's  interest at the Mortgage Loan  Remittance Rate on the unpaid  principal  balance of such Mortgage
Loan and (b) the amount paid by the  Mortgagor.  The Company shall be entitled to  reimbursement  for such advances to the same extent as for all other  advances  pursuant to Section  4.05.  Without  limiting  the generality of the foregoing,  the Company shall  continue,  and is hereby  authorized  and  empowered,  to prepare,  execute and deliver,  all  instruments of satisfaction  or  cancellation,  or of partial or full release,  discharge  and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged  Properties.  Notwithstanding  anything  herein to the contrary,  the Company may not enter into a  forbearance  agreement or similar  arrangement  with respect to any Mortgage  Loan which runs more than 180 days after the first  delinquent  Due Date.  Any such  agreement  shall be  approved by
Purchaser and, if required,  by the Primary  Mortgage  Insurance Policy issuer,  if required.  In no event shall Company be obligated to repurchase a Mortgage Loan due to the exercise of any Conversion Feature.

         In servicing and  administering  the Mortgage Loans, the Company shall employ Accepted  Servicing
Practices,  giving due consideration to the Purchaser's  reliance on the Company.  Unless a different time period is stated in this  Agreement,  Purchaser  shall be deemed to have given consent in connection  with respect  to a  particular  matter if  Purchaser  does not  affirmatively  grant or deny  consent  within 5
Business  Days from the date  Purchaser  receives a written  request  for  consent  for such  matter  from
Company as Company.

         Section 4.02      Collection of Mortgage Loan Payments.

         Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall,  to the extent such  procedures  shall be consistent with this Agreement,  Accepted  Servicing  Practices,  and the terms and provisions of any related Primary
Mortgage  Insurance  Policy,  follow such  collection  procedures  as it follows  with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.

         Section 4.03      Realization Upon Defaulted Mortgage

         The Company shall use its best efforts,  consistent  with the  procedures  that the Company would use in servicing loans for its own account,  consistent  with Accepted  Servicing  Practices,  any Primary
Mortgage  Insurance  Policies  and the  best  interest  of  Purchaser,  to  foreclose  upon  or  otherwise comparably  convert the  ownership of  properties  securing  such of the  Mortgage  Loans as come into and continue  in  default  and as to  which  no  satisfactory  arrangements  can be  made  for  collection  of delinquent  payments  pursuant to Section 4.01.  Foreclosure or comparable  proceedings shall be initiated within ninety (90) days of default for Mortgaged  Properties for which no  satisfactory  arrangements  can be made for  collection  of  delinquent  payments.  The Company shall use its best efforts to realize upon defaulted  Mortgage  Loans in such manner as will  maximize the receipt of  principal  and interest by the
Purchaser,  taking  into  account,  among  other  things,  the  timing  of  foreclosure  proceedings.  The foregoing  is  subject  to the  provisions  that,  in any case in which a  Mortgaged  Property  shall have suffered  damage,  the Company  shall not be required to expend its own funds  toward the  restoration  of such property  unless it shall  determine in its  discretion (i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the Purchaser after  reimbursement  to itself for such expenses,  and (ii) that such expenses will be recoverable by the Company through Insurance  Proceeds or Liquidation  Proceeds from the related  Mortgaged  Property,  as contemplated in Section 4.05.  Company shall obtain prior  approval of Purchaser as to  restoration  expenses in excess of five thousand  dollars
($5,000).  The  Company  shall  notify  the  Purchaser  in  writing  of the  commencement  of  foreclosure proceedings  and prior to the rejection of any offer of  reinstatement.  The Company shall be  responsible for all costs and expenses incurred by it in any such proceedings or functions;  provided,  however,  that it shall be entitled to  reimbursement  thereof  from the related  property,  as  contemplated  in Section
4.05.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate the Company as servicer of any Mortgage Loan which becomes ninety (90 days or greater  delinquent in payment of a scheduled Monthly Payment,  without payment of any termination fee with respect  thereto,  provided that the Company shall on the date said  termination  takes effect be reimbursed  for any  unreimbursed  advances of the  Company's  funds made pursuant to Section 5.03 and any unreimbursed  Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such  delinquent  Mortgage  Loan  notwithstanding  anything to the contrary set forth in Section  4.05. In the  event  of any  such  termination,  the  provisions  of  Section  11.01  hereof  shall  apply  to said termination and the transfer of servicing  responsibilities  with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

         Notwithstanding  anything to the contrary  contained  herein, in connection with a foreclosure or acceptance  of a deed in lieu of  foreclosure,  in the event the Company has  reasonable  cause to believe that a  Mortgaged  Property  is  contaminated  by  hazardous  or toxic  substances  or  wastes,  or if the
Purchaser  otherwise requests an environmental  inspection or review of such Mortgaged  Property,  such an inspection  or review is to be  conducted  by a  qualified  inspector  at the  Purchaser's  expense.  Upon completion of the  inspection,  the Company shall promptly  provide the Purchaser with a written report of the environmental  inspection.  After reviewing the environmental  inspection  report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

         In the event that a Mortgage  Loan becomes REO Property,  such  property  shall be disposed of by
Company,  with the consent of Purchaser  as required  pursuant to this  Agreement,  within two years after becoming an REO  Property.  Company  shall  manage,  conserve,  protect and operate each such REO Property for the  certificateholders  solely for the purpose of its prompt  disposition  and sale,  and if such REO
Property  has been  securitized,  the Company  shall  consult with any  applicable  master  servicer  with respect  to  such  securitization  so that  the  foregoing  will  be in  compliance  with  the  applicable securitization's  structure.  Moreover,  pursuant to its efforts to sell such property,  the Company shall either  itself or through an agent  selected by Company,  protect and conserve  such  property in the same manner  and  to  such  an  extent  as is  customary  in the  locality  where  such  property  is  located.
Additionally,  if such REO Property has been  securitized,  the Company shall perform the tax  withholding and  reporting  related to  Sections  1445 and 6050J of the Code after  consultation  with the  applicable master servicer for the related securitization.

         Section 4.04      Establishment of Custodial Accounts; Deposits
in Custodial Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan  separate  and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Custodial  Accounts.  The Custodial Account shall be an Eligible  Account.  Funds deposited in the  Custodial  Account may be drawn on by the Company in accordance  with Section  4.05.  The creation of any  Custodial  Account  shall be evidenced  by a letter  agreement in the form shown in Exhibit B hereto.
The original of such letter  agreement  shall be furnished to the Purchaser on the Closing Date,  and upon the request of any subsequent Purchaser.

         The Company  shall  deposit in the  Custodial  Account on a daily basis,  and retain  therein the following  payments and collections  received or made by it subsequent to the Cut-off Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

         (i)      all payments on account of principal,  including Principal Prepayments,  on the Mortgage
Loans;

         (ii) all payments on account of interest on the  Mortgage  Loans  adjusted to the  Mortgage  Loan
Remittance Rate;

         (iii) all Liquidation Proceeds;

         (iv) any amounts  required to be  deposited  by the Company in  connection  with any REO Property pursuant to Section 4.13;

         (v) all  Insurance  Proceeds  including  amounts  required to be  deposited  pursuant to Sections
4.08,  4.10 and 4.11,  other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in  accordance  with Accepted  Servicing
Practices, the Mortgage Loan Documents or applicable law;

         (vi) all  Condemnation  Proceeds  affecting any Mortgaged  Property which are not released to the
Mortgagor in accordance with the Company's normal servicing  procedures,  the loan documents or applicable law;

         (vii) any Monthly Advances;

         (viii) Intentionally Omitted;

         (ix) any amounts  required to be deposited by the Company  pursuant to Section 4.10 in connection with the deductible  clause in any blanket hazard  insurance  policy,  such deposit shall be made from the
Company's own funds, without reimbursement therefor;

         (x) any amounts  required to be  deposited in the  Custodial  Account  pursuant to Section  4.01,
4.13 or 6.02.

         The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of:
amortization schedule fees, fees for copies of canceled escrow checks, escrow analysis and loan documents, credit verification fees, fees for property inspections for defaults and lost drafts, fees for fax copies, partial release fees, nsf fees, speed pay fees, subordination fees and wire
Fees, as well as late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account.  Any interest paid on funds deposited in the
Custodial Account by the depository institution shall accrue to the benefit of the Company and the
Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 4.05 (iv).

         Section 4.05      Permitted Withdrawals From the Custodial
Account.

         The Company  may,  from time to time,  withdraw  from the  Custodial  Account  for the  following purposes:

         (i)      to make  payments to the  Purchaser  in the amounts  and in the manner  provided  for in
Section 5.01;

         (ii) to reimburse itself for Monthly  Advances,  the Company's right to reimburse itself pursuant to this  subclause  (ii) being limited to amounts  received on the related  Mortgage Loan which  represent late  collections (net of the related  Servicing Fees) of principal  and/or interest  respecting which any such advance was made, it being  understood that, in the case of such  reimbursement,  the Company's right thereto  shall be prior to the rights of the  Purchaser,  except  that,  where the  Company is required to repurchase  a Mortgage  Loan,  pursuant  to Section  3.03 or Section  3.04,  the  Company's  right to such reimbursement  shall be  subsequent to the payment to the Purchaser of the  Repurchase  Price  pursuant to such Section and all other  amounts  required to be paid to the  Purchaser  with respect to such  Mortgage
Loan;

         (iii) to reimburse  itself for  unreimbursed  Servicing  Advances and any unpaid  Servicing Fees, the Company's  right to reimburse  itself  pursuant to this  subclause  (iii) with respect to any Mortgage
Loan being limited to related  proceeds from  Liquidation  Proceeds,  Condemnation  Proceeds and Insurance
Proceeds in accordance  with the relevant  provisions of the FNMA Guides or as otherwise set forth in this
Agreement or the related Term Sheet,  it being  understood  that for those Mortgage Loans in  foreclosure,
Company shall recover for Servicing  Advances and  Servicing  Fees through the  completion of  foreclosure and disposition of the REO Property; such recovery shall be made upon liquidation of the REO Property;

         (iv)     to pay to  itself  as part of its  servicing  compensation  (a) any  interest  earned on funds in the Custodial  Account (all such interest to be withdrawn  monthly not later than each Remittance
Date),  and (b) the  Servicing  Fee from that  portion of any  payment or  recovery  as to  interest  with respect to a particular Mortgage Loan;

         (v)      to pay to itself with respect to each Mortgage Loan that has been  repurchased  pursuant to Section 3.03 or Section 3.04 all amounts  received  thereon and not distributed as of the date on which the related repurchase price is determined,

         (vi)     to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

         (vii)to remove funds inadvertently placed in the Custodial Account by the Company; and

         (vi)     to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06      Establishment of Escrow Accounts;
                                    Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible
Account.  Funds  deposited  in the  Escrow  Account  may be drawn on by the  Company  in  accordance  with
Section  4.07.  The creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The  original of such letter  agreement  shall be  furnished  to the  Purchaser on the
Closing Date, and upon request to any subsequent purchaser.

         The  Company  shall  deposit  in the Escrow  Account or  Accounts  on a daily  basis,  and retain therein:

         (i)      all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

         (ii)     all  Insurance  Proceeds  which are to be  applied to the  restoration  or repair of any
Mortgaged Property; and

         (iii)all  Servicing  Advances for  Mortgagors  whose Escrow  Payments are  insufficient  to cover escrow disbursements.

         The Company shall make  withdrawals  from the Escrow  Account only to effect such payments as are required  under this  Agreement,  and for such other  purposes  as shall be as set forth or in  accordance with Section 4.07.  The Company  shall be entitled to retain any interest  paid on funds  deposited in the
Escrow Account by the depository  institution  other than interest on escrowed funds required by law to be paid to the  Mortgagor  and, to the extent  required by law,  the Company  shall pay  interest on escrowed funds to the Mortgagor  notwithstanding  that the Escrow Account is non-interest  bearing or that interest paid thereon is insufficient for such purposes.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by Company only:

         (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  Primary
Mortgage  Insurance  Policy  premiums,  if applicable,  fire and hazard  insurance  premiums,  condominium assessments and comparable items;

         (ii)     to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage Loan which  represent late payments or collections of Escrow Payments thereunder;

         (iii)to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii) to clear and terminate the Escrow  Account on the  termination of this  Agreement.  As part of its servicing duties, the Company shall pay to the Mortgagors  interest on funds in Escrow Account,  to the extent  required by law,  and to the extent  that  interest  earned on funds in the Escrow  Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

         (viii) to pay to the  Mortgagors  or other  parties  Insurance  Proceeds  deposited in accordance with Section 4.06.

         Section 4.08      Payment of Taxes, Insurance and Other
                                    Charges; Maintenance of Primary Mortgage
Insurance Policies; Collections Thereunder.

         With respect to each Mortgage Loan, the Company shall maintain  accurate  records  reflecting the status of ground rents, taxes,  assessments,  water rates and other charges which are or may become a lien upon the  Mortgaged  Property and the status of primary  mortgage  insurance  premiums and fire and hazard insurance  coverage  and shall  obtain,  from time to time,  all bills for the  payment  of such  charges, including  renewal  premiums  and  shall  effect  payment  thereof  prior  to the  applicable  penalty  or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Company in amounts  sufficient  for such  purposes,  as allowed  under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company shall determine  that any such  payments  are made by the  Mortgagor  at the time they  first  become  due.  The
Company  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely payments of all such bills  irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         The Company will maintain in full force and effect Primary  Mortgage  Insurance  Policies  issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which such  coverage is herein  required.
Such  coverage will be terminated  only with the approval of Purchaser,  or as required by applicable  law or  regulation;  provided,  however  that any such lender paid  mortgage  insurance  coverage  may also be terminated  without  approval by Purchaser in the event that such  coverage is  terminated  in  accordance with the  Mortgagor's  Mortgage Note,  Mortgage,  or any riders or addenda  thereto.  The Company will not cancel or refuse to renew any Primary  Mortgage  Insurance  Policy in effect on the  Closing  Date that is required to be kept in force under this Agreement unless a replacement  Primary Mortgage  Insurance Policy for such  canceled or nonrenewed  policy is obtained from and  maintained  with a Qualified  Insurer.  The
Company  shall not take any  action  which  would  result in  non-coverage  under any  applicable  Primary
Mortgage  Insurance  Policy of any loss which,  but for the actions of the Company would have been covered thereunder.  In connection  with any assumption or  substitution  agreement  entered into or to be entered into pursuant to Section 6.01,  the Company shall  promptly  notify the insurer under the related  Primary
Mortgage  Insurance  Policy,  if any, of such  assumption or  substitution of liability in accordance with the terms of such policy and shall take all actions  which may be required by such  insurer as a condition to the  continuation of coverage under the Primary  Mortgage  Insurance  Policy.  If such Primary Mortgage
Insurance  Policy is terminated as a result of such assumption or  substitution of liability,  the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         In connection  with its  activities  as Company,  the Company  agrees to prepare and present,  on behalf of itself and the Purchaser,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely  fashion in  accordance  with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such  action  as shall be  necessary  to  permit  recovery  under  any  Primary  Mortgage
Insurance Policy  respecting a defaulted  Mortgage Loan.  Pursuant to Section 4.04, any amounts  collected by the Company under any Primary Mortgage  Insurance  Policy shall be deposited in the Custodial  Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09      Transfer of Accounts.

         The Company may  transfer the  Custodial  Account or the Escrow  Account to a different  Eligible
Account from time to time.  Such transfer shall be made only upon  obtaining the prior written  consent of the Purchaser, which consent will not be unreasonably withheld.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained  for each Mortgage Loan fire and hazard  insurance  with extended  coverage  as is  acceptable  to FNMA or FHLMC and  customary  in the area  where  the  Mortgaged
Property is located in an amount  which is equal to the lesser of (i) the maximum  insurable  value of the improvements  securing such Mortgage Loan or (ii) the greater of (a) the outstanding  principal balance of the Mortgage  Loan,  and (b) an amount such that the proceeds  thereof  shall be sufficient to prevent the
Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection
Act of 1973,  as amended,  each  Mortgage Loan shall be covered by a flood  insurance  policy  meeting the requirements  of the  current  guidelines  of the  Federal  Insurance  Administration  in  effect  with an insurance  carrier  acceptable  to FNMA or FHLMC,  in an amount  representing  coverage  not less than the least of (i) the outstanding  principal  balance of the Mortgage Loan, (ii) the maximum insurable value of the  improvements  securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood  Disaster  Protection  Act of 1973,  as  amended.  If at any time  during  the term of the
Mortgage Loan, the Company  determines in accordance  with  applicable law and pursuant to the FNMA Guides that a  Mortgaged  Property  is  located  in a  special  flood  hazard  area and is not  covered  by flood insurance or is covered in an amount less than the amount  required by the Flood  Disaster  Protection Act of 1973, as amended,  the Company shall notify the related  Mortgagor  that the Mortgagor must obtain such flood insurance  coverage,  and if said Mortgagor  fails to obtain the required flood  insurance  coverage within  forty-five  (45) days after such  notification,  the  Company  shall  immediately  force place the required  flood  insurance  on the  Mortgagor's  behalf.  The  Company  shall  also  maintain  on each REO
Property,  fire and hazard  insurance  with extended  coverage in an amount which is at least equal to the maximum  insurable  value of the  improvements  which  are a part of such  property,  and,  to the  extent required and available  under the Flood Disaster  Protection Act of 1973, as amended,  flood  insurance in an amount as provided  above.  Any amounts  collected by the Company  under any such  policies  other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged
Property or REO Property,  or released to the Mortgagor in accordance with Accepted  Servicing  Practices, shall be deposited  in the  Custodial  Account,  subject to  withdrawal  pursuant to Section  4.05.  It is understood  and  agreed  that no  other  additional  insurance  need be  required  by the  Company  of the
Mortgagor or  maintained  on property  acquired in respect of the Mortgage  Loan,  other than  pursuant to this Agreement,  the FNMA Guides or such applicable  state or federal laws and regulations as shall at any time be in force and as shall  require such  additional  insurance.  All such  policies  shall be endorsed with standard  mortgagee  clauses with loss payable to the Company and its  successors  and/or assigns and shall provide for at least thirty days prior written notice of any  cancellation,  reduction in the amount or material  change in coverage to the  Company.  The Company  shall not  interfere  with the  Mortgagor's freedom  of choice in  selecting  either  his  insurance  carrier or agent,  provided,  however,  that the
Company shall not accept any such insurance  policies from insurance  companies  unless such companies are
Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment
                                    Insurance Policy.

         In the event that the Company  shall  obtain and maintain a blanket  policy  issued by an insurer acceptable to FNMA or FHLMC  insuring  against  hazard losses on all of the Mortgage  Loans,  then, to the extent such policy provides  coverage in an amount equal to the amount  required  pursuant to Section 4.10 and otherwise  complies with all other  requirements  of Section 4.10, it shall  conclusively be deemed to have  satisfied its  obligations  as set forth in Section 4.10, it being  understood  and agreed that such policy may contain a deductible  clause,  in which case the Company  shall,  in the event that there shall not have been  maintained  on the related  Mortgaged  Property  or REO  Property a policy  complying  with
Section  4.10,  and there shall have been a loss which would have been covered by such policy,  deposit in the  Custodial  Account  the  amount  not  otherwise  payable  under the  blanket  policy  because of such deductible  clause.  In  connection  with its  activities as servicer of the Mortgage  Loans,  the Company agrees to prepare and present,  on behalf of the  Purchaser,  claims  under any such  blanket  policy in a timely fashion in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of such policy and shall use its best efforts  to  obtain  a  statement  from the  insurer  thereunder  that  such  policy  shall in no event be terminated or materially modified without thirty days' prior written notice to the Purchaser.

         Section 4.12      Fidelity Bond, Errors and Omissions
                                    Insurance.

         The  Company  shall  maintain,  at its own  expense,  a blanket  fidelity  bond and an errors and omissions insurance policy, with broad coverage with responsible  companies on all officers,  employees or other persons  acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and  papers  relating  to the  Mortgage  Loan.  The  Fidelity  Bond  shall be in the form of the  Mortgage
Banker's Blanket Bond and shall protect and insure the Company against losses,  including forgery,  theft, embezzlement  and fraud of such persons.  The errors and omissions  insurance shall protect and insure the
Company  against  losses  arising out of errors and  omissions and  negligent  acts of such persons.  Such errors and  omissions  insurance  shall also protect and insure the Company  against  losses in connection with the failure to maintain any insurance  policies  required  pursuant to this Agreement and the release or  satisfaction of a Mortgage Loan without having obtained  payment in full of the  indebtedness  secured thereby.  No  provision  of this  Section  4.12  requiring  the  Fidelity  Bond or  errors  and  omissions insurance  shall  diminish  or relieve the Company  from its duties and  obligations  as set forth in this
Agreement.  The minimum  coverage under any such bond and insurance  policy shall be at least equal to the corresponding  amounts  required by FNMA in the FNMA Guide.  The Company  shall deliver to the Purchaser a certificate  from the  surety and the  insurer as to the  existence  of the  Fidelity  Bond and errors and omissions  insurance  policy  and shall  obtain a  statement  from the surety  and the  insurer  that such
Fidelity Bond or insurance  policy shall in no event be terminated or materially  modified  without thirty days' prior  written  notice to the  Purchaser.  The Company  shall  notify the  Purchaser  within  thirty business  days of receipt of notice  that such  Fidelity  Bond or  insurance  policy will be, or has been, materially  modified  or  terminated.  The  Purchaser  (or  any  party  having  the  status  of  Purchaser hereunder) and any subsidiary  thereof and their  successors or assigns as their interests may appear must be named as loss  payees on the  Fidelity  Bond and as  additional  insured on the  errors  and  omissions policy.  Upon  request by  Purchaser,  Company  shall  provide  Purchaser  with an  insurance  certificate certifying  coverage  under  this  Section  4.12,  and will  provide  an update to such  certificate  upon request, or upon renewal or material modification of coverage.

         Section 4.13      Title, Management and Disposition of REO
Property.

         In the event that title to the Mortgaged  Property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale  shall be  taken in the name of the  Purchaser  or its designee,  or in the event the  Purchaser or its designee is not  authorized or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected  under the
"doing  business" or tax laws of such state by so holding title,  the deed or certificate of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company  from an attorney  duly  licensed  to practice  law in the state where the REO  Property is located.  Any Person or Persons holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The Company  shall notify the Purchaser in  accordance  with the FNMA Guides of each  acquisition of REO Property  upon such  acquisition,  together  with a copy of the drive by appraisal or brokers price opinion of the Mortgaged  Property  obtained in connection with such  acquisition,  and thereafter  assume the  responsibility  for marketing  such REO property in accordance  with  Accepted  Servicing  Practices.
Thereafter,  the  Company  shall  continue to provide  certain  administrative  services to the  Purchaser relating  to such  REO  Property  as set  forth in this  Section  4.13.  The fee for  such  administrative services (the  "Administrative  Fee") shall be $1,500 to be paid upon liquidation of the REO Property.  No
Servicing  Fee shall be  assessed on any REO  Property  from and after the date on which it becomes an REO
Property.

         The Company shall,  either itself or through an agent selected by the Company,  and in accordance with the FNMA Guides  manage,  conserve,  protect and operate each REO Property in the same manner that it manages,  conserves,  protects and operates other foreclosed property for its own account, and in the same manner that  similar  property  in the same  locality as the REO  Property is managed.  The Company  shall cause each REO Property to be inspected  promptly  upon the  acquisition  of title thereto and shall cause each REO  Property to be inspected  at least  monthly  thereafter  or more  frequently  as required by the circumstances.  The  Company  shall  make or cause to be made a written  report  of each such  inspection.
Such reports shall be retained in the Mortgage  File and copies  thereof shall be forwarded by the Company to the Purchaser at Purchaser's request.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall  sell such REO  Property  in any  event  within  one year  after  title  has been  taken to such REO
Property,  unless  the  Company  determines,  and gives an  appropriate  notice to the  Purchaser  to such effect,  that a longer period is necessary for the orderly  liquidation of such REO Property.  If a longer period than one (1) year is  permitted  under the  foregoing  sentence  and is  necessary  to sell any REO
Property,  the Company  shall report  monthly to the  Purchaser  as to the progress  being made in selling such REO  Property.  No REO Property  shall be marketed  for less than the  Appraised  Value,  without the prior consent of Purchaser.  No REO Property  shall be sold for less than ninety five percent (95%) of its
Appraised  Value,  without the prior consent of  Purchaser.  All requests for  reimbursement  of Servicing
Advances  shall be in accordance  with the FNMA Guides.  The  disposition of REO Property shall be carried out by the Company at such price,  and upon such terms and  conditions,  as the Company deems to be in the best  interests  of the  Purchaser  (subject  to the above  conditions).  Company  shall  provide  monthly reports to Purchaser in reference to the status of the marketing of the REO Properties.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate the Company as servicer of any such REO Property  without  payment of any termination  fee with respect  thereto,  provided that the Company shall on the date said  termination takes effect be reimbursed for any  unreimbursed  advances of the Company's funds made pursuant to Section
5.03 and any  unreimbursed  Servicing  Advances and Servicing  Fees, in each case relating to the Mortgage
Loan  underlying  such REO Property  notwithstanding  anything to the contrary set forth in Section  4.05, and, only to the extent the related REO Property was not liquidated  prior to Company's  termination,  any
Administrative  Fee  prorated  based on the  following  ratio:  (1) the total number of months the Company serviced  it as REO  Property  to (2) the  total  number of  months  from  completion  of  foreclosure  to completion of liquidation  of the REO Property.  In the event of any such  termination,  the provisions of
Section 11.01 hereof shall apply to said termination and the transfer of servicing  responsibilities  with respect to such REO Property to the Purchaser or its designee.

         Section 4.14      Notification of Maturity Date.

          With respect to each Mortgage  Loan,  the Company shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and
Mortgage regarding the maturity date if required under applicable law.

                                                ARTICLE V

                                        PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser (i) all amounts  credited to the Custodial  Account as of the close of business on the preceding  Determination  Date,  net of charges  against or  withdrawals  from the  Custodial  Account pursuant to Section  4.05,  plus (ii) all Monthly  Advances,  if any,  which the Company is  obligated  to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan  Remittance  Rate on any
Principal  Prepayment  from the date of such Principal  Prepayment  through the end of the month for which disbursement  is made  provided that the  Company's  obligation  as to payment of such  interest  shall be limited  to the  Servicing  Fee  earned  during  the month of the  distribution,  minus  (iv) any  amounts attributable  to Monthly  Payments  collected  but due on a Due Date or Dates  subsequent to the preceding
Determination  Date,  which  amounts  shall be remitted on the  Remittance  Date next  succeeding  the Due
Period for such amounts.  It is  understood  that,  by operation of Section  4.04,  the  remittance on the first  Remittance Date with respect to Mortgage Loans  purchased  pursuant to the related Term Sheet is to include principal  collected after the related Cut-off Date through the preceding  Determination Date plus interest,  adjusted to the  Mortgage  Loan  Remittance  Rate  collected  through such  Determination  Date exclusive  of any portion  thereof  allocable to the period prior to the related  Cut-off  Date,  with the adjustments specified in clauses (ii), (iii) and (iv) above.

         With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the  Purchaser  interest on any such late  payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change,  plus three  percentage  points,  but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the  Business  Day such  payment  was due and ending with the  Business  Day on which such payment is made to the Purchaser,  both  inclusive.  The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

         Section 5.02      Statements to the Purchaser.

         The Company shall  furnish to Purchaser an  individual  loan  accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the fifth  Business
Day of the following  month on a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both  Purchaser  and  Company,  and no later than the fifth  Business  Day of the following month in hard copy, which report, in hard copy, shall contain the following:

         (i) With respect to each Monthly  Payment,  the amount of such remittance  allocable to principal
(including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment amounts remitted in accordance with Section 4.04);

         (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)  the  amount  of  servicing   compensation   received  by  the  Company  during  the  prior
distribution period;

         (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

         (v) the  aggregate  of any  expenses  reimbursed  to the  Company  during the prior  distribution period pursuant to Section 4.05;

         (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a) delinquent
(1) 30 to 59 days,  (2) 60 to 89 days,  (3) 90 days or more;  (b) as to which  foreclosure  has commenced;
and (c) as to which REO Property has been acquired; and

         The Company  shall also  provide a trial  balance,  sorted in  Purchaser's  assigned  loan number order with each such Report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing  authority  pursuant to any applicable law with respect to the
Mortgage  Loans  and the  transactions  contemplated  hereby.  In  addition,  the  Company  shall  provide
Purchaser  with such  information  concerning  the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         Section 5.03      Monthly Advances by the Company.

         Not later than the close of business on the Business Day  preceding  each  Remittance  Date,  the
Company  shall deposit in the Custodial  Account an amount equal to all payments not  previously  advanced by the Company,  whether or not deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off
Date) and interest not  allocable to the period prior to the Cut-off  Date,  adjusted to the Mortgage Loan
Remittance  Rate,  which  were due on a  Mortgage  Loan and  delinquent  at the close of  business  on the related Determination Date.

         The  Company's  obligation  to make such Monthly  Advances as to any Mortgage  Loan will continue through the last  Monthly  Payment due prior to the payment in full of the Mortgage  Loan,  or through the
Remittance  Date  prior  to the date on which  the  Mortgaged  Property  liquidates  (including  Insurance
Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds) with respect to the Mortgage
Loan  unless the Company  deems such  advance to be  nonrecoverable.  In such  event,  the  Company  shall deliver to the  Purchaser  an  Officer's  Certificate  of the Company to the effect that an officer of the
Company  has  reviewed  the  related  Mortgage  File and has made the  reasonable  determination  that any additional advances are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company  shall  submit to the  Purchaser a  liquidation report with respect to such  Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.
The Company  shall also  provide  reports on the status of REO Property  containing  such  information  as
Purchaser may reasonably require.

                                                ARTICLE VI

                                       GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The Company will, to the extent it has knowledge of any conveyance or  prospective  conveyance by any  Mortgagor of the  Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether  or not the  Mortgagor  remains  or is to  remain  liable  under  the  Mortgage  Note  and/or  the
Mortgage),  exercise its rights to accelerate  the maturity of such Mortgage Loan under any  "due-on-sale"
clause to the extent  permitted by law;  provided,  however,  that the Company shall not exercise any such rights if  prohibited  by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights  would  impair or threaten to impair any  recovery  under the related  Primary  Mortgage  Insurance
Policy,  if any. If the Company  reasonably  believes it is unable  under  applicable  law to enforce such
"due-on-sale"  clause,  the  Company,  with  the  approval  of  the  Purchaser  (such  approval  not to be unreasonably  withheld),  will enter into an  assumption  agreement  with the person to whom the Mortgaged
Property has been  conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable under the Mortgage  Note and, to the extent  permitted by  applicable  state law,  the  Mortgagor  remains liable  thereon.  Where an assumption  is allowed  pursuant to this Section  6.01,  the Company,  with the prior  consent of the Purchaser and the primary  mortgage  insurer,  if any, is authorized to enter into a substitution  of liability  agreement with the person to whom the Mortgaged  Property has been conveyed or is proposed to be conveyed  pursuant to which the original  mortgagor is released from  liability and such
Person is  substituted  as  mortgagor  and  becomes  liable  under the  related  Mortgage  Note.  Any such substitution  of liability  agreement  shall be in lieu of an  assumption  agreement.  Purchaser  shall be deemed to have  consented to any assumption for which  Purchaser was given  notification  and requested to consent,  but for which  neither a consent nor an objection  was given by Purchaser  within five  Business
Days of such notification.

         In connection with any such  assumption or  substitution  of liability,  the Company shall follow the  underwriting  practices  and  procedures  of the  FNMA  Guides.  With  respect  to an  assumption  or substitution of liability,  the Mortgage  Interest Rate borne by the related  Mortgage Note, the amount of the  Monthly  Payment  and the  maturity  date may not be  changed  (except  pursuant  to the terms of the
Mortgage Note). If the credit of the proposed  transferee does not meet such  underwriting  criteria,  the
Company  diligently  shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law,  accelerate  the maturity of the Mortgage  Loan. The Company shall notify the Purchaser that any such substitution  of liability or assumption  agreement has been  completed by forwarding to the Purchaser the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage File and shall,  for all purposes,  be considered a part of such Mortgage File to the same extent as all other  documents and  instruments  constituting  a part thereof.  All fees collected by the Company for entering into an assumption or  substitution  of liability  agreement  shall belong to the
Company.

         Notwithstanding  the  foregoing  paragraphs  of  this  Section  or any  other  provision  of this
Agreement,  the  Company  shall not be  deemed to be in  default,  breach  or any other  violation  of its obligations  hereunder  by  reason  of any  assumption  of a  Mortgage  Loan  by  operation  of law or any assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term  "assumption"  is deemed to also include a sale of the Mortgaged
Property  subject to the Mortgage that is not  accompanied by an assumption or  substitution  of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification that  payment  in full  will be  escrowed  in a manner  customary  for such  purposes,  the  Company  will immediately  notify the Purchaser by a  certification,  which  certification  shall include a statement to the effect  that all  amounts  received  or to be  received  in  connection  with such  payment  which are required  to be  deposited  in the  Custodial  Account  pursuant  to Section  4.04 have been or will be so deposited,  of a Servicing  Officer and shall  request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The  Purchaser  shall no later  than five  Business  Days  after  receipt of such certification  and request,  release or cause to be released to the  Company,  the related  Mortgage  Loan
Documents and, upon its receipt of such documents,  the Company shall promptly  prepare and deliver to the
Purchaser  the  requisite  satisfaction  or  release.  No later than three  Business  Days  following  its receipt of such  satisfaction or release,  the Purchaser shall deliver,  or cause to be delivered,  to the
Company the release or satisfaction  properly  executed by the owner of record of the applicable  mortgage or its duly  appointed  attorney  in fact.  No expense  incurred  in  connection  with any  instrument  of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the Company  satisfies or releases a Mortgage  without  having  obtained  payment in full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise  prejudice  any  right the
Purchaser may have under the mortgage  instruments,  the Company,  upon written demand, shall remit within two Business Days to the Purchaser the then  outstanding  principal  balance of the related  Mortgage Loan by deposit  thereof in the  Custodial  Account.  The Company  shall  maintain the Fidelity Bond and errors and  omissions  insurance  insuring  the  Company  against  any loss it may  sustain  with  respect to any
Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as  appropriate  for the  servicing or  foreclosure  of the Mortgage  Loan, including  for the purpose of  collection  under any Primary  Mortgage  Insurance  Policy,  the  Purchaser
shall,  upon  request of the Company and  delivery to the  Purchaser  of a servicing  receipt  signed by a
Servicing  Officer,  release the portion of the Mortgage File held by the  Purchaser to the Company.  Such servicing  receipt shall  obligate the Company to return the related  Mortgage  documents to the Purchaser when the need therefor by the Company no longer exists,  unless the Mortgage Loan has been  liquidated and the  Liquidation  Proceeds  relating to the Mortgage Loan have been deposited in the Custodial  Account or the Mortgage  File or such  document has been  delivered to an attorney,  or to a public  trustee or other public  official  as required  by law,  for  purposes of  initiating  or  pursuing  legal  action or other proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the
Company has  delivered to the  Purchaser a certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document was delivered and the purpose or purposes of such  delivery.  Upon  receipt of a  certificate  of a  Servicing  Officer  stating  that such
Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

         Section 6.03      Servicing Compensation.

         As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the
Custodial Account (to the extent of interest  payments  collected on the Mortgage Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing
Fee, subject to payment of compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees, as provided in Section  6.01,  and late  payment  charges and other  ancillary  fees shall be retained by the
Company to the extent not required to be deposited in the  Custodial  Account.  No Servicing  Fee shall be payable in connection  with partial  Monthly  Payments.  The Company shall be required to pay all expenses incurred  by it in  connection  with its  servicing  activities  hereunder  and shall not be  entitled  to reimbursement therefor except as specifically provided for.

         Section 6.04      Annual Statement as to Compliance.

         The Company will  deliver to the  Purchaser as of  September  30th of each year,  beginning  with
2001,  an  Officers'  Certificate  stating,  as to  each  signatory  thereof,  that  (i) a  review  of the activities of the Company  during the preceding  fiscal year and of  performance  under this Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations under this Agreement  throughout such year, or, if there has been a default in the  fulfillment of any such  obligation,  specifying each such default known to such  officers and the nature and status of cure  provisions  thereof.  Copies of such  statement shall be provided by the Company to the Purchaser upon request.

         Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.

         Within one  hundred  twenty  (120) days of  Company's  fiscal year end the Company at its expense shall cause a firm of  independent  public  accountants  which is a member of the  American  Institute  of
Certified  Public  Accountants  to furnish a statement  to the  Purchaser to the effect that such firm has examined certain  documents and records relating to the Company's  servicing of mortgage loans of the same type as the Mortgage  Loans  pursuant to servicing  agreements  substantially  similar to this  Agreement, which  agreements may include this  Agreement,  and that, on the basis of such an  examination,  conducted substantially in the uniform single audit program for mortgage  bankers,  such firm is of the opinion that the Company's  servicing has been conducted in compliance  with the agreements  examined  pursuant to this
Section 6.05,  except for (i) such  exceptions as such firm shall believe to be immaterial,  and (ii) such other  exceptions as shall be set forth in such  statement.  Copies of such statement shall be provided by the Company to the  Purchaser.  In addition,  on an annual basis,  Company shall  provided  Purchaser with copies  of its  audited  financial  statements  upon  execution  by  Purchaser  of an  agreement  to  keep confidential the contents of such financial statements.

         Section 6.06      Purchaser's Right to Examine Company Records.

         The Purchaser  shall have the right to examine and audit upon  reasonable  notice to the Company, during business hours or at such other times as might be reasonable  under applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise,  which relates to the  performance or observance by the Company of the terms, covenants or conditions of this Agreement.

         The Company shall provide to the Purchaser and any supervisory  agents or examiners  representing a state or federal  governmental agency having jurisdiction over the Purchaser,  including but not limited to OTS, FDIC and other similar entities,  access to any documentation  regarding the Mortgage Loans in the possession  of the Company  which may be  required by any  applicable  regulations.  Such access  shall be afforded without charge, upon reasonable  request,  during normal business hours and at the offices of the
Company, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

                                               ARTICLE VII

                                    REPORTS TO BE PREPARED BY COMPANY

         Section 7.01      Company Shall Provide Information as Reasonably Required.

         The Company shall  furnish to the Purchaser  during the term of this  Agreement,  such  periodic, special or other reports,  information or  documentation,  whether or not provided for herein, as shall be necessary,  reasonable  or  appropriate  in  respect  to the  Purchaser,  or  otherwise  in respect to the
Mortgage  Loans  and  the  performance  of the  Company  under  this  Agreement,  including  any  reports,
information  or  documentation   reasonably  required  to  comply  with  any  regulations   regarding  any
supervisory  agents or examiners of the  Purchaser  all such reports or  information  to be as provided by and in accordance  with such  applicable  instructions  and  directions  as the  Purchaser may  reasonably request in  relation  to this  Agreement  or the  performance  of the Company  under this  Agreement.  The
Company  agrees to execute  and deliver all such  instruments  and take all such action as the  Purchaser, from time to time,  may  reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

         In  connection  with  marketing  the  Mortgage  Loans,  the  Purchaser  may make  available  to a prospective  purchaser  audited  financial  statements of the Company for the most recently  completed two
(2)  fiscal  years for which  such  statements  are  available,  as well as a  Consolidated  Statement  of
Condition  at the  end of the  last  two  (2)  fiscal  years  covered  by any  Consolidated  Statement  of
Operations.  If it has not already  done so, the Company  shall  furnish  promptly to the  Purchaser  or a prospective  purchaser  copies  of the  statements  specified  above;  provided,  however,  that  prior to furnishing  such  statements or information  to any  prospective  purchaser,  the Company may require such prospective purchaser to execute a confidentiality agreement in a form satisfactory to the Company.

         The Company  shall make  reasonably  available to the  Purchaser or any  prospective  Purchaser a knowledgeable  financial or  accounting  officer for the purpose of answering  questions and to permit any prospective  purchaser to inspect the Company's  servicing  facilities for the purpose of satisfying  such prospective  purchaser  that the Company has the ability to service the Mortgage Loans as provided in this
Agreement.

                                               ARTICLE VIII

                                               THE COMPANY

         Section 8.01      Indemnification; Third Party Claims.

         The Company  agrees to indemnify the  Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants,  and agreements to service the Mortgage Loans in strict  compliance  with the terms of this  Agreement.  The Company  agrees to indemnify  the Purchaser and hold it harmless against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs, fees and expenses that the Purchaser may sustain in any way related to the breach of a  representation  or warranty  set forth in Sections  3.01 or 3.02 of this  Agreement.  The Company shall  immediately  notify the Purchaser if a claim is made by a third party against  Company with respect to this  Agreement  or the Mortgage  Loans,  assume (with the consent of the
Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees,  whether or not such claim is settled  prior to judgment,  and promptly  pay,  discharge and satisfy any judgment or decree  which may be entered  against it or the  Purchaser  in respect of such claim.  The
Company shall follow any reasonable  written  instructions  received from the Purchaser in connection with such claim.  The Purchaser  shall promptly  reimburse the Company for all amounts  advanced by it pursuant to the two  preceding  sentences  except  when the claim  relates to the failure of the Company to service and  administer  the  Mortgages  in strict  compliance  with the terms of this  Agreement,  the  breach of representation  or warranty  set forth in Sections  3.01 or 3.02,  or the gross  negligence,  bad faith or willful  misconduct of Company.  The  provisions of this Section 8.01 shall  survive  termination  of this
Agreement.

         Section 8.02      Merger or Consolidation of the Company.

         Unless the  Purchaser is notified in writing  that the Company  intends to change its status as a federal  savings  bank (such  notice  shall be given by the Company to  Purchaser  one month prior to such change),  the Company will keep in full effect its existence,  rights and franchises as a federal  savings bank under federal law except as permitted  herein,  and will obtain and preserve its  qualification to do business  as a  foreign  corporation  in each  jurisdiction  in which  such  qualification  is or shall be necessary to protect the validity and  enforceability of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or  consolidated,  or any  corporation  resulting from any  merger,  conversion  or  consolidation  to which the  Company  shall be a party,  or any  Person succeeding  to the  business  of the  Company  whether  or not  related  to loan  servicing,  shall be the successor  of the Company  hereunder,  without the  execution or filing of any paper or any further act on the  part of any of the  parties  hereto,  anything  herein  to the  contrary  notwithstanding;  provided, however,  that the successor or surviving  Person shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a  HUD-approved  mortgagee  whose  primary  business  is in  origination  and  servicing  of first lien mortgage loans, and (iii) who is a FNMA or FHLMC approved Seller/Servicer in good standing.

         Section 8.03      Limitation on Liability of the Company and
Others.

         Neither the Company nor any of the  officers,  employees or agents of the Company  shall be under any  liability to the Purchaser  for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment made in good faith;  provided,  however, that this  provision  shall not protect the Company  against any breach of warranties  or  representations made herein,  or failure to perform its  obligations  in strict  compliance  with any standard of care set forth in this Agreement,  or any liability  which would otherwise be imposed by reason of negligence,  bad faith or willful  misconduct,  or any breach of the terms and  conditions of this  Agreement.  The Company and any  officer,  employee  or agent of the  Company  may rely in good faith on any  document of any kind prima facie properly  executed and submitted by the Purchaser  respecting any matters  arising  hereunder.
The Company  shall not be under any  obligation  to appear in,  prosecute or defend any legal action which is not  incidental  to its duties to service the Mortgage  Loans in  accordance  with this  Agreement  and which in its reasonable opinion may involve it in any expenses or liability;  provided,  however, that the
Company may, with the consent of the  Purchaser,  undertake any such action which it may deem necessary or desirable in respect to this  Agreement  and the rights and duties of the parties  hereto.  In such event, the reasonable  legal  expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs  and  liabilities  for which the  Purchaser  will be  liable,  and the  Company  shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company  shall not assign this  Agreement or resign from the  obligations  and duties  hereby imposed on it except by mutual  consent of the Company and the  Purchaser or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.  Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered  to the  Purchaser  which  Opinion of Counsel  shall be in form and  substance  acceptable to the  Purchaser.  No such  resignation  shall become  effective  until a successor  shall have  assumed the  Company's  responsibilities  and  obligations  hereunder in the manner provided in Section 11.01.

         Section 8.05      No Transfer of Servicing.

With  respect to the  retention  of the  Company to service  the  Mortgage  Loans  hereunder,  the Company acknowledges  that the  Purchaser  has  acted in  reliance  upon the  Company's  independent  status,  the adequacy of its servicing facilities, plan, personnel,  records and procedures, its integrity,  reputation and financial  standing and the  continuance  thereof.  Without in any way limiting the generality of this
Section,  the Company  shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior written  approval of the Purchaser,  which consent shall be granted or withheld in the Purchaser's sole discretion.

         Without in any way limiting the  generality  of this Section  8.05, in the event that the Company either shall  assign this  Agreement or the  servicing  responsibilities  hereunder or delegate its duties hereunder or any portion  thereof  without (i)  satisfying the  requirements  set forth herein or (ii) the prior  written  consent  of the  Purchaser,  then the  Purchaser  shall have the right to  terminate  this
Agreement  as set forth in Section  10.02,  without  any payment of any penalty or damages and without any liability  whatsoever  to the Company  (other than with respect to accrued but unpaid  Servicing  Fees and
Servicing Advances remaining unpaid) or any third party.

                                                ARTICLE IX

                                                 DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the  following  Events  of  Default  by the  Company  shall  occur  and be continuing, that is to say:

         (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this  Agreement  which  continues  unremedied  for a period of two  Business  Days  after the earlier of the date upon which written  notice of such failure,  requiring the same to be remedied,  shall have been given to the Company by the Purchaser or the date upon which such  non-payment  is discovered by
Company; or

         (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which continues  unremedied  for a period of thirty  days  (except  that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance  policy  required to be  maintained  under this
Agreement)  after the date on which  written  notice of such  failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

         (iii) a decree or order of a court or agency or supervisory  authority  having  jurisdiction  for the  appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment of debt,  marshalling  of  assets  and  liabilities  or  similar  proceedings,  or for the  winding-up  or liquidation  of its affairs,  shall have been  entered  against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (iv) the Company shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or  substantially  all of its property;
or

         (v) the Company  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or  reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi)  Company  ceases to be  approved  by both  FNMA and FHLMC as a  mortgage  loan  Company  and
Company for more than thirty days; or

         (vii) the  Company  attempts  to assign  its right to  servicing  compensation  hereunder  or the
Company  attempts,  without  the  consent  of the  Purchaser,  to  sell  or  otherwise  dispose  of all or
substantially   all  of  its  property  or  assets  or  to  assign  this   Agreement   or  the   servicing
responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

         (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage  loans in any  jurisdiction  in which a Mortgaged  Property is located and such  licensing is  required,  and (b)
qualified to transact  business in any  jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially  and  adversely  affects the  Company's  ability to perform its obligations hereunder; or

         (ix) the  Company  fails to meet the  eligibility  criteria  set  forth in the last  sentence  of
Section 8.02.

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the  Purchaser,  by notice in writing to the Company  may,  in addition to whatever  rights the
Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and  specific  performance,  terminate  all the rights and  obligations  of the Company  under this
Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating the Company for the same.  On or after the receipt by the Company of such written  notice,  all authority and power of the
Company under this Agreement,  whether with respect to the Mortgage Loans or otherwise,  shall pass to and be  vested  in the  successor  appointed  pursuant  to  Section  11.01.  Upon  written  request  from  the
Purchaser,  the Company shall prepare,  execute and deliver,  any and all documents and other instruments, place in such  successor's  possession all Mortgage  Files,  and do or accomplish all other acts or things necessary or  appropriate  to effect the purposes of such notice of  termination,  whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents,  or otherwise,  at the
Company's  sole  expense.  The Company  agrees to  cooperate  with the  Purchaser  and such  successor  in effecting the  termination of the Company's  responsibilities  and rights  hereunder,  including,  without limitation,  the transfer to such  successor for  administration  by it of all cash amounts which shall at the time be credited by the Company to the  Custodial  Account or Escrow  Account or  thereafter  received with respect to the Mortgage Loans or any REO Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written  notice any default by the Company in the  performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past  default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                ARTICLE X

                                               TERMINATION

         Section 10.01     Termination.

         The respective  obligations  and  responsibilities  of the Company shall  terminate upon: (i) the later of the final  payment  or other  liquidation  (or any  advance  with  respect  thereto)  of the last
Mortgage Loan or the  disposition of all REO Property and the  remittance of all funds due  hereunder;  or
(ii) by mutual consent of the Company and the Purchaser in writing;  or (iii)  termination with or without cause under the terms of this Agreement.

         Section 10.02     Termination Without Cause.

         The  Purchaser  may, at its sole  option,  terminate  any rights the Company may have  hereunder, without  cause,  upon no less than 90 days  written  notice.  Any such notice of  termination  shall be in writing and  delivered  to the Company as provided  in Section  11.05 of this  Agreement.  In the event of such  termination,  the  Purchaser  agrees to pay, as  liquidated  damages,  a sum equal to three  percent
(3.0%) of the aggregate unpaid principal balance of the Mortgage Loans.

                                                ARTICLE XI

                                         MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to termination of Company's  responsibilities  and duties under this Agreement  pursuant to
Sections 4.13,  8.04,  9.01,  10.01 (ii) or (iii) or 10.02,  the Purchaser shall (i) succeed to and assume all of the Company's  responsibilities,  rights,  duties and  obligations  under this  Agreement,  or (ii)
appoint a successor  having the  characteristics  set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the  responsibilities,  duties and  liabilities  of the Company under this
Agreement  prior to the  termination  of Company's  responsibilities,  duties and  liabilities  under this
Agreement.  In connection with such appointment and assumption,  the Purchaser may make such  arrangements for the  compensation  of such  successor  out of  payments on Mortgage  Loans as the  Purchaser  and such successor  shall agree. In the event that the Company's  duties,  responsibilities  and liabilities  under this Agreement should be terminated pursuant to the aforementioned  Sections,  the Company shall discharge such  duties  and  responsibilities  during  the  period  from  the  date it  acquires  knowledge  of such termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice  the rights or  financial  condition  of its  successor.  The Company  shall be  compensated  in accordance  with this  Agreement  up until the  effective  date of its  termination  or  resignation.  The resignation  or removal of Company  pursuant to the  aforementioned  Sections  shall not become  effective until a successor  shall be appointed  pursuant to this Section and shall in no event  relieve the Company of the  representations  and  warranties  made pursuant to Sections  3.01,  3.02 and 3.03 and the remedies available to the Purchaser  thereunder  and under Section  8.01, it being  understood  and agreed that the provisions of such Sections 3.01,  3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

         Any  successor  appointed  as  provided  herein  shall  execute,  acknowledge  and deliver to the
Company and to the Purchaser an instrument  accepting such  appointment,  whereupon  such successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination or resignation of the Company or this Agreement  pursuant to Section 4.13,  8.04,  9.01,  10.01,  or 10.02 shall not affect any claims that the  Purchaser  may have  against the Company  arising  prior to any such termination or resignation.

         The Company shall  promptly  deliver to the successor the funds in the Custodial  Account and the
Escrow  Account and the Mortgage Files and related  documents and statements  held by it hereunder and the
Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other  things all as may  reasonably  be  required  to more fully and  definitely  vest and confirm in the successor  all  such  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of  the
Company.  The successor shall make  arrangements  as it may deem  appropriate to reimburse the Company for unrecovered  Servicing  Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor Company.

         Upon a  successor's  acceptance  of  appointment  as such,  the Company  shall notify by mail the
Purchaser of such appointment.

         Section 11.02     Amendment.

         This  Agreement  and the related  Term Sheet may be amended  from time to time by the Company and the Purchaser only by written agreement signed by the Company and the Purchaser.

         Section 11.03     Recordation of Agreement.

         To the extent  permitted by  applicable  law,  this  Agreement is subject to  recordation  in all
appropriate   public  offices  for  real  property  records  in  all  the  counties  or  other  comparable jurisdictions  in which any of the  properties  subject to the Mortgages  are  situated,  and in any other appropriate  public recording  office or elsewhere,  such recordation to be effected by the Company at the
Company's  expense on direction of the Purchaser  accompanied  by an opinion of counsel to the effect that such  recordation  materially and  beneficially  affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

         Section 11.04     Governing Law.

         This  Agreement  shall be governed by and construed in  accordance  with the laws of the State of
New York except to the extent  preempted  by Federal  law.  The  obligations,  rights and  remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any  demands,  notices  or other  communications  permitted  or  required  hereunder  shall be in writing  and shall be deemed  conclusively  to have been  given if  personally  delivered  at or mailed by registered  mail,  postage  prepaid,  and return  receipt  requested or  certified  mail,  return  receipt requested,  or  transmitted by telex,  telegraph or telecopier and confirmed by a similar mailed  writing, as follows:

         (i)      if to the Company:
                  Chevy Chase Bank, F.S.B.
                  7501 Wisconsin Avenue, West Tower, 6th Floor
                  Bethesda, MD 20814
                  Attention: Michael Drayne

                  With copy to:
                  Keith McLendon, Esq.
                  Deputy General Counsel
                  7501 Wisconsin Avenue, West Tower, 13th Floor
                  Bethesda, MD 20814

                  and:

                  Vicki Parry
                  Loan Servicing Manager
                  6151 Chevy Chase Drive
                  Laurel, MD 20707

         (ii)     if to the Purchaser:
                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irvine, Texas 75038
                  Attention:  Edward Raice

                  with copy to:  EMC Mortgage Corporation, General Counsel

or such other  address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or  communication  hereunder  shall be deemed to have been  received  on the date  delivered  to or received at the premises of the addressee (as evidenced,  in the case of registered or certified  mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any part,  provision,  representation  or warranty of this  Agreement  and the related Term Sheet which is prohibited or which is held to be void or  unenforceable  shall be  ineffective  to the extent of such prohibition or  unenforceability  without  invalidating the remaining  provisions  hereof.  Any part, provision,  representation  or warranty of this Agreement which is prohibited or  unenforceable or is held to be void or unenforceable  in any jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any  such  prohibition  or  unenforceability  in  any  jurisdiction  as to any  Mortgage  Loan  shall  not invalidate or render  unenforceable such provision in any other  jurisdiction.  To the extent permitted by applicable  law,  the  parties  hereto  waive any  provision  of law which  prohibits  or renders  void or unenforceable  any  provision  hereof.  If  the  invalidity  of any  part,  provision,  representation  or warranty of this  Agreement  shall deprive any party of the economic  benefit  intended to be conferred by this  Agreement,  the parties shall  negotiate,  in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic  effect of this  Agreement  without regard to such invalidity.

         Section 11.07     Exhibits.

         The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof  and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For  purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

         (i)               the terms defined in this Agreement have the meanings  assigned to them in this
Agreement  and  include  the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

         (ii)     accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

         (iii)    references  herein to  "Articles",  "Sections",  Subsections",  "Paragraphs",  and other subdivisions  without  reference  to  a  document  are  to  designated  Articles,  Sections,  Subsections,
Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a  Subsection  without  further  reference to a Section is a reference to such  Subsection  as  contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

         (v)               the words  "herein",  "hereof ",  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi)     the  term  "include"  or  "including"  shall  mean  without   limitation  by  reason  of
enumeration; and

         (viii)   headings of the Articles  and  Sections in this  Agreement  are for  reference  purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without limitation, (i) consents, waivers and  modifications  which may hereafter be executed,  (ii) documents  received by any party at the closing,  and (iii)  financial  statements,  certificates  and other  information  previously or hereafter
furnished,  may  be  reproduced  by  any  photographic,   photostatic,  microfilm,  micro-card,  miniature
photographic or other similar process.  The parties agree that any such  reproduction  shall be admissible in evidence  as the  original  itself in any  judicial or  administrative  proceeding,  whether or not the original is in existence and whether or not such  reproduction  was made by a party in the regular  course of business,  and that any  enlargement,  facsimile or further  reproduction  of such  reproduction  shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each  party  recognizes  that,  in  connection  with  this  Agreement,  it may  become  privy  to non-public  information  regarding the financial  condition,  operations and prospects of the other party, in addition to consumer  information some of which information may be deemed confidential  pursuant to the
Gramm-Leach-Bliley  Act (Pub.  L.  106-102).  Each party  agrees to keep all such  non-public  information
strictly   confidential  (and  shall  require  any  third  party  which  receives  any  such  confidential information to keep such information  confidential),  and to use all such  information  solely in order to effectuate the purpose of the  Agreement,  provided that each party may provide  confidential  information to its employees,  agents and  affiliates who have a need to know such  information in order to effectuate the  transaction,  provided  further  that such  information  is  identified  as  confidential  non-public information.  In  addition,  confidential  information  may be provided  to a  regulatory  authority  with supervisory  power over  Purchaser,  provided such  information is identified as  confidential  non-public information.

         Section 11.11     Recordation of Assignments of Mortgage.

         To the extent  permitted by  applicable  law, each of the  Assignments  of Mortgage is subject to recordation  in all  appropriate  public  offices for real  property  records in all the counties or other comparable  jurisdictions in which any or all of the Mortgaged  Properties are situated,  and in any other appropriate  public  recording  office or  elsewhere,  such  recordation  to be effected at the  Company's expense in the event  recordation is either  necessary under  applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment by Purchaser.

         The Purchaser shall have the right,  without the consent of the Company,  to assign,  in whole or in part,  its  interest  under this  Agreement  with  respect to some or all of the  Mortgage  Loans,  and designate any person to exercise any rights of the  Purchaser  hereunder,  by executing an Assignment  and
Assumption  Agreement  substantially  in the form of Exhibit D hereto and the  assignee or designee  shall accede to the rights and obligations  hereunder of the Purchaser with respect to such Mortgage Loans.  All references  to the  Purchaser  in this  Agreement  shall be deemed to include its  assignee  or  designee.
However,  in no event  shall  there be more than three (3)  Persons at any given time having the status of
"Purchaser" hereunder.

         Section 11.13     No Partnership.

         Nothing  herein  contained  shall be deemed or  construed  to  create a  co-partnership  or joint venture  between the parties  hereto and the services of the Company  shall be rendered as an  independent contractor and not as agent for Purchaser.

         Section 11.14     Execution: Successors and Assigns.

         This Agreement may be executed in one or more  counterparts  and by the different  parties hereto on  separate  counterparts,  each of which,  when so  executed,  shall be deemed to be an  original;  such counterparts,  together,  shall  constitute  one and the same  agreement.  Subject to Section  8.04,  this
Agreement  shall inure to the  benefit of and be binding  upon the  Company  and the  Purchaser  and their respective successors and assigns.

         Section 11.15     Entire Agreement.

         The  Company  acknowledges  that no  representations,  agreements  or  promises  were made to the
Company  by the  Purchaser  or any of its  employees  other  than  those  representations,  agreements  or promises  specifically  contained  herein or in the  Confirmation.  This  Agreement  and the related  Term
Sheet  sets  forth the entire  understanding  between  the  parties  hereto and shall be binding  upon all successors  of both  parties.  In the  event  of any  inconsistency  between  the  Confirmation  and  this
Agreement and the related Term Sheet, this Agreement and the related Term Sheet shall control.

         Section 11.16.  No Solicitation.

         From and after the Closing  Date,  the Company  agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  or by any independent  contractors on the  Company's  behalf,  to  personally,  by telephone or mail,  solicit the borrower or obligor under any
Mortgage Loan to refinance the Mortgage  Loan, in whole or in part,  without the prior written  consent of the Purchaser.  Notwithstanding the foregoing,  it is understood and agreed that promotions  undertaken by the  Company or any  affiliate  of the Company  which are  directed  to the  general  public at large,  or segments  thereof,  provided  that no segment shall consist  primarily of the Mortgage  Loans,  including, without  limitation,  mass mailing based on  commercially  acquired  mailing lists,  newspaper,  radio and television  advertisements  shall not  constitute  solicitation  under this  Section  11.16.  This Section
11.16 shall not be deemed to preclude the Company or any of its affiliates  from  soliciting any Mortgagor for any other financial products or services.

         Section 11.17.  Closing.

         The  closing  for the  purchase  and sale of the  Mortgage  Loans shall take place on the related
Closing  Date.  The closing  shall be either:  by  telephone,  confirmed  by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

         The closing for the Mortgage  Loans to be purchased on the related  Closing Date shall be subject to each of the following conditions:

         (a)      at least one (1)  Business  Day prior to the related  Closing  Date,  the Company  shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem,  a listing on a loan-level  basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

         (b)      all of the  representations  and  warranties  of the  Company  and  Company  under  this
Agreement and the related Term Sheet shall be materially  true and correct as of the related  Closing Date and no event shall have occurred which,  with notice or the passage of time,  would  constitute a material default under this Agreement or the related Term Sheet;

         (c)      the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow,  all  documents  required  pursuant to this  Agreement  and the related Term Sheet,  an opinion of counsel  and an  officer's  certificate,  all in such  forms  as are  agreed  upon and  acceptable  to the
Purchaser,  duly executed by all  signatories  other than the Purchaser as required  pursuant to the terms of this Agreement and the related Term Sheet;

         (d)      the Company  shall have  delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents  required  pursuant to the terms of this Agreement and the related Term Sheet; and

         (e)      all other  terms and  conditions  of this  Agreement,  the  related  Term  Sheet and the
Confirmation shall have been materially complied with.

         Subject to the  foregoing  conditions,  the  Purchaser  shall pay to the  Company on the  related
Closing Date the Purchase  Price,  plus accrued  interest  pursuant to Section 2.02 of this  Agreement and the related Term Sheet, by wire transfer of immediately  available funds to the account  designated by the
Company.

         Section 11.18.    Cooperation of Company with a
Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option,  the Purchaser may effect a sale (each,  a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement and the related Term Sheet, without recourse, to:

         (a)       one or more third party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  pass-through transfers (each, a "Pass-Through Transfer");

however,  in no event  shall  there be more than three (3)  persons at any given time having the status of
"Purchaser" hereunder.

         The Company  agrees to execute in connection  with any  agreements  between the Purchaser and the
Company in connection  with a Whole Loan Transfer,  a Company's  warranties  and servicing  agreement or a participation  and servicing  agreement or similar agreement in form and substance  reasonably  acceptable to the parties,  and in connection  with a  Pass-Through  Transfer,  a pooling and servicing  agreement in form and substance reasonably  acceptable to the parties,  (collectively the agreements referred to herein are  designated,  the  "Reconstitution  Agreements").  It  is  understood  that  any  such  Reconstitution
Agreements  will not contain any greater  obligations  on the part of Company  than are  contained in this
Agreement and the related Term Sheet.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set  forth  in this  Agreement  (provided  that  with  respect  to those  representations  and warranties  set  forth in  Section  3.02,  the  Company  shall  only  restate  those  representations  and warranties  that relate in any way to the Mortgage  Loan (or any set of facts with respect  thereto) as of origination and any  representations  and warranties that relate to the servicing of such Mortgage Loan as of the  settlement  or closing  date in  connection  with such  Reconstitution  (each,  a  "Reconstitution
Date").  In that  connection,  the Company  shall  provide to such Company or issuer,  as the case may be, and  any  other  participants  in  such  Reconstitution:  (i) any  and  all  information  and  appropriate verification of information which may be reasonably  available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant shall request upon reasonable demand; and (ii) such additional representations,  warranties,  covenants, opinions of counsel, letters from auditors,  and  certificates of public officials or officers of the Company as are reasonably agreed  upon by the  Company and the  Purchaser  or any such other  participant.  The  Purchaser  shall be responsible for the costs relating to the delivery of such information.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         IN WITNESS  WHEREOF,  the Company and the  Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION
                                                               Purchaser

                                                     By:________________________
                                                     Name:  Virginia Darrow
                                                     Title: Attorney in Fact

                                                     CHEVY CHASE BANK, F.S.B.
                                                                Company

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                EXHIBIT A
                                        CONTENTS OF MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the  following items,  which shall be  available  for  inspection  by the  Purchaser,  and which shall be retained by the
Company in the  Servicing  File or delivered to the  Purchaser or its designee  pursuant to Sections  2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

         1.     The     original     Mortgage     Note     endorsed     "Pay    to    the     order     of
____________________________________________________,  without  recourse,"  and  signed in the name of the
Company by an authorized  officer,  with all  intervening  endorsements  showing a complete chain of title from the  originator  to the Company,  together  with any  applicable  riders.  If the  Mortgage  Loan was acquired by the Company in a merger,  the  endorsement  must be by "[Company],  successor by merger to the
[name of  predecessor]".  If the  Mortgage  Loan was  acquired or  originated  by the Company  while doing business under another name, the  endorsement  must be by "[Company]  formerly known as [previous  name]".
In the event that the original Mortgage Note is lost, a lost note affidavit may be provided.

         2. The  original  Mortgage  (together  with a  standard  adjustable  rate  mortgage  rider)  with evidence of recording  thereon,  or a copy thereof  certified by the public recording office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable  public recording office, a true certified copy, certified by the Company.

         3.  The  original  or  certified  copy,  certified  by  the  Company,  of  the  Primary  Mortgage
Insurance Policy, if required.

         4.       At Purchaser's  option,  the Company shall either  deliver (i) the original  Assignment,
from  the  Company  to   _____________________________________,   or  in   accordance   with   Purchaser's
instructions,  which  assignment  shall,  but  for any  blanks  requested  by  Purchaser,  be in form  and substance  acceptable  for recording;  or (ii) if the Assignment of Mortgage is issued in accordance  with
MERS  requirements,  Company  shall cause each  Mortgage  Loan to be  registered  with MERS in the name of
Purchaser (or as otherwise  directed by  Purchaser).  If an Assignment of Mortgage is issued in accordance with (i) above,  and if the Mortgage Loan was acquired or  originated by the Company while doing  business under another name, the Assignment must be by "[Company] formerly known as [previous name]".

         5.       The original policy of title insurance,  including riders and endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or  preliminary  report of title issued by the title insurance or escrow company.

         6.       Originals of all recorded intervening Assignments,  or copies thereof,  certified by the public  recording  office in which such  Assignments  have been recorded showing a complete chain of title from the originator to the Company,  with evidence of recording  thereon,  or a copy thereof  certified by the public  recording  office in which such  Assignment  has been recorded or, if the original  Assignment has not been returned from the applicable  public recording  office,  a true certified copy,  certified by the Company.

         7.       Originals,  or copies  thereof  certified by the public  recording  office in which such documents  have  been  recorded,  of  each  assumption,  extension,  modification,  written  assurance  or substitution  agreements,  if  applicable,  or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         8.       If the Mortgage Note or Mortgage or any other material  document or instrument  relating to the  Mortgage  Loan has been  signed by a person on behalf of the  Mortgagor,  the  original or copy of power of attorney or other  instrument that authorized and empowered such person to sign bearing  evidence that  such  instrument  has been  recorded,  if so  required  in the  appropriate  jurisdiction  where the
Mortgaged  Property is located,  or a copy thereof  certified by the public recording office in which such instrument  has been recorded or, if the original  instrument  has not been  returned from the  applicable public recording office, a true certified copy, certified by the Company.

         9.       Mortgage  Loan closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

         10.  Residential loan application.

         11.      Uniform underwriter and transmittal summary (FNMA Form 1008) or reasonable equivalent.

         12.      Credit report on the mortgagor.

         13.      Business credit report, if applicable.

         14.      Residential appraisal report and attachments thereto.

         15.      The original of any guarantee executed in connection with the Mortgage Note.

         16.      Verification  of employment  and income  except for Mortgage  Loans  originated  under a
Limited Documentation Program, all in accordance with Company's underwriting guidelines.

         17.      Verification  of  acceptable   evidence  of  source  and  amount  of  down  payment,  in
accordance with Company's underwriting guidelines.

         18.      Photograph of the Mortgaged Property (may be part of appraisal).

         19.      Survey of the Mortgaged Property, if any.

         20.      Sales contract, if applicable.

         21.      If available,  termite  report,  structural  engineer's  report,  water  portability and septic certification.

         22.      Any original security  agreement,  chattel mortgage or equivalent executed in connection with the Mortgage.

         23.      Name affidavit, if applicable.

         Notwithstanding  anything to the contrary herein,  Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

                                                EXHIBIT B

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT

To:      Chevy Chase Bank, F.S.B.
         _____________________
         _____________________

         (the "Depository")

         As "Company" under the Purchase,  Warranties and Servicing  Agreement,  dated as of July 1, 2001,
Adjustable  Rate Mortgage  Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as a Custodial  Account  pursuant to Section 4.04 of the  Agreement,  to be designated as "Chevy
Chase  Bank,  F.S.B.,  in trust for EMC  Mortgage  Corporation".  All  deposits  in the  account  shall be subject to  withdrawal  therefrom  by order  signed by the  Company.  This letter is  submitted  to you in duplicate.  Please execute and return one original to us.

                                                     CHEVY CHASE BANK, F.S.B.

                                                     By:____________________________

                                                     Name:__________________________

                                                     Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established  under Account Number  _____________  at the office of the  depository  indicated  above,  and agrees to honor withdrawals on such account as provided above.

                                                     CHEVY CHASE BANK, F.S.B.

                                                     By:____________________________

                                                     Name:__________________________

                                                     Title:_________________________

                                                EXHIBIT C

                                     ESCROW ACCOUNT LETTER AGREEMENT

To:      Chevy Chase Bank, F.S.B.
         _____________________
         _____________________

         (the "Depository")

         As "Company"  under the Purchase  Warranties and Servicing  Agreement,  dated as of July 1, 2001,
Adjustable  Rate Mortgage  Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as an Escrow  Account  pursuant to Section 4.06 of the  Agreement,  to be  designated as " Chevy
Chase Bank, F.S.B., in trust for EMC Mortgage  Corporation,  and various  Mortgagors." All deposits in the account  shall be  subject  to  withdrawal  therefrom  by order  signed  by the  Company.  This  letter is submitted to you in duplicate.  Please execute and return one original to us.

                                            CHEVY CHASE BANK, F.S.B.

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established  under Account Number  __________________  , at the office of the depository  indicated above, and agrees to honor withdrawals on such account as provided above.

                                            CHEVY CHASE BANK, F.S.B.

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                EXHIBIT D

                                    FORM OF ASSIGNMENT AND ASSUMPTION

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated  ___________________, between
__________________, a _____________________ corporation("Assignor") and _____________________, a
__________________ corporation ("Assignee"):

         For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1.       The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (a) those certain Mortgage Loans listed on
Exhibit A attached hereto (the "Mortgage Loans") and (b) that certain Purchase, Warranties and Servicing
Agreement, Adjustable Rate Mortgage Loans (the "Purchase, Warranties and Servicing Agreement"), dated as of July 1, 2001 by and among EMC Mortgage Corporation ("Purchaser"), and Chevy Chase Bank, F.S.B. (the
"Company") with respect to the Mortgage Loans.

         The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and all obligations of the Assignor with respect to any mortgage loans subject to the Purchase, Warranties and Servicing Agreement which are not the Mortgage
Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment and Assumption
Agreement.

         2.       The assignor warrants and represents to, and covenants with, the Assignee that:

                  a.       The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

                  b.       The Assignor has not received notice or, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Purchase, Warranties and
Servicing Agreement or the Mortgage Loans;

                  c.       The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase, Warranties and Servicing Agreement or the Mortgage
Loans, including without limitation the transfer of the servicing obligations under the Purchase,
Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under, the  Purchase, Warranties and Servicing Agreement, or the Mortgage Loans; and

                  d.       Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the
Mortgage Loans or any other similar security with, any person in any manner, or made by general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "1933 Act")
or which would render the disposition  of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

         3.       The Assignee warrants and represents to, and covenants with, the Assignor and the
Company that:

                  a.       The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

                  b.       The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The execution, delivery and performance of the Assignee of this Assignment and Assumption
Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

                  c.       To the best of Assignee's knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the
Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

                  d.       The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Purchase, Warranties and Servicing Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as Purchaser thereunder, with respect to the Mortgage Loans;

                  e.       The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

                  f.  The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

                  g.       The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

                  h.       The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and financial and business matters that it is capable of evaluating the merits and the risks of investment in the Mortgage Loans;

                  i.       The Assignee has been furnished with all information regarding the Mortgage
Loans that it has requested from the Assignor or the Company;

                  j.       Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, an interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the
Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                  k.  Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986
("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the
Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

         Distributions shall be made by wire transfer of immediately available funds to
_____________________________
for the account of _________________________________________
account number ___________________________________________________.  Applicable statements should be mailed to ____________________
_____________________________________________________________.

         Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the
Company at the following address: Chevy Chase Bank, F.S.B., 7501 Wisconsin Avenue, Bethesda, MD 20814,
Attention: _______________.  In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian's name, address and contact information shall be provided to the
Company at the aforementioned address.

         The Assignor's address for purposes for all notices and correspondence related to the Mortgage
Loans and this Agreement is:

                                    ________________________________________
                                    ________________________________________

                                    Attention: ______________________________

         IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

_____________________________               _________________________
Assignor                                    Assignee

By:______________________                   By:___________________________
Its:_____________________                   Its:__________________________

Taxpayer Identification                     Taxpayer Identification
Number:__________________                   Number:_______________________

Acknowledged:

Chevy Chase Bank, F.S.B.

By:___________________________
Its:__________________________

                                                EXHIBIT E

                                                RESERVED

                                                EXHIBIT F

                                                RESERVED

                                                EXHIBIT G

REQUEST FOR RELEASE/RETURN OF DOCUMENTS

To Custodian/Name:
Address:
Date:

In connection with the administration of the pool of mortgages held by you in custody for
_______________ ("Owner"), the undersigned (the "Company") requests the release of the mortgage documents for the mortgage described below for the reason indicated.

Property address:
Pool number:
Lender loan number:

Original Mortgage Amount............................................$
Date of Original Mortgage............................................
Interest Rate........................................................
Monthly Fixed Installment (P&I)..............................
Paid Through Date....................................................

REASON FOR REQUESTING DOCUMENTS (Check one of the items below):

____              On __________ (date), the above captioned mortgage loan was paid in full or the
Company has been notified that payment in full has been or will be escrowed.  The Company hereby certifies that all amounts with respect to this loan which are required to be paid have been or will be deposited in the Custodial Account as required.

____              The above captioned loan is being placed in foreclosure and the original documents are required to proceed with the foreclosure action.  The Company hereby certifies that the documents will be returned to the Owner in the event of reinstatement.

____              Other (explain)
_________________________________________________
_________________________________________________

TO CUSTODIAN:  PLEASE ACKNOWLEDGE RELEASE OF THE DOCUMENTS BY YOUR SIGNATURE.

Lender Number: 149020004
Lender Address: 6151 Chevy Chase Drive, Laurel, MD 20707, Telephone No: (800) 933-9100

Acknowledged:

By Custodian:                                        By Lender:
_______________________________                      CHEVY CHASE BANK, F.S.B.

________________________________                     ________________________________
Authorized Signature                                 Authorized Signature
Name:                                                Name:
Date: __________________________                     Date: _________________________

---------------------------------------------------------------------------------------------------------------------------------
TO CUSTODIAN:  PLEASE ACKNOWLEDGE RETURN OF THE DOCUMENTS BY YOUR SIGNATURE.

Acknowledged:

By Custodian:                                                                   Reason For Returning
                                    Documents (check one):

________________________________                     ____     Loan was reinstated
Authorized Signature
Name:
Date: __________________________                     ____ Other: (Explain) ________________

                                               EXHIBIT H

                                    COMPANY'S UNDERWRITING GUIDELINES

                                                EXHIBIT I

                                                TERM SHEET

         This TERM SHEET (the "Term Sheet") dated  _____________,  between and Chevy Chase Bank, F.S.B., a federal  savings bank,  located at 7700 Old Georgetown  Road,  Bethesda,  MD 20814 (the "Company") and EMC
Mortgage  Corporation,  a Delaware  corporation,  located at Mac Arthur  Ridge II, 909 Hidden Ridge Drive,
Suite 200,  Irvine,  Texas 75038 (the  "Purchaser")  is made pursuant to the terms and  conditions of that certain Purchase,  Warranties and Servicing  Agreement (the "Agreement") dated as of July 1, 2001, between the Company and the  Purchaser,  the provisions of which are  incorporated  herein as if set forth in full herein,  as such terms and conditions may be modified or supplemented  hereby.  All initially  capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

         The Purchaser  hereby  purchases  from the Company and the Company hereby sells to the Purchaser, all of the  Company's  right,  title and interest in and to the Mortgage  Loans  described on the Mortgage
Loan Schedule  annexed  hereto as Schedule I, pursuant to and in accordance  with the terms and conditions set forth in the Agreement,  as same may be  supplemented  or modified  hereby.  Hereinafter,  the Company shall service the Mortgage  Loans for the benefit of the Purchaser and all  subsequent  transferees of the
Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.       Definitions

         For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:

Additional Closing Conditions:

In addition to the conditions  specified in the  Agreement,  the obligation of each of the Company and the
Purchaser is subject to the  fulfillment,  on or prior to the  applicable  Closing  Date, of the following additional conditions:

Additional Loan Documents:

In addition to the contents of the Mortgage  File  specified in the  Agreement,  the  following  documents shall be delivered with respect to the Mortgage Loans:

[Additional] [Modification] of Representations and Warranties:

         [In addition to the  representations  and warranties  set forth in the Agreement,  as of the date hereof,  the Company makes the following  additional  representations  and warranties  with respect to the
Mortgage  Loans:  [None].  [Notwithstanding  anything to the  contrary  set forth in the  Agreement,  with respect to each Mortgage Loan to be sold on the Closing Date,  the  representation  and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

         Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                    CHEVY CHASE BANK, F.S.B.

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                SCHEDULE I

                                          MORTGAGE LOAN SCHEDULE

                                           AMENDMENT NUMBER TWO
                                                  to the

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                       Dated as of January 31, 2006

                                                 between

                                        EMC MORTGAGE CORPORATION,
                                               as Purchaser

                                                   and

                                         CHEVY CHASE BANK, F.S.B,
                                                as Company

         This AMENDMENT  NUMBER TWO (this  "Amendment") is made and entered into this 31st day of January,
2006, by and between EMC Mortgage  Corporation,  a Delaware  corporation,  as purchaser (the  "Purchaser")
and Chevy Chase Bank,  F.S.B., as company (the "Company") in connection with the Purchase,  Warranties and
Servicing  Agreement,  dated as of July 1, 2001,  between the above mentioned  parties (the  "Agreement").
This Amendment is made pursuant to Section 11.02 of the Agreement.

                                                 RECITALS
         WHEREAS,          the parties hereto have entered into the Agreement;

         WHEREAS,  the  Agreement  provides  that the parties  thereto may enter into an  amendment to the
Agreement;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

         NOW, THEREFORE,  in consideration of the premises and for other good and valuable  consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Capitalized  terms used herein and not defined  herein shall have the meanings  assigned to such terms in the Agreement or Regulation AB as applicable.

         2.       Article I of the Agreement is hereby  amended  effective as of the date hereof by adding the following definitions to Section 1.01:

         Commission or SEC:  The Securities and Exchange Commission.

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Securitization  Transaction  and as  identified  in  writing  to the  Company  as the  depositor  for such
Securitization Transaction.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Master Servicer: With respect to any Securitization  Transaction,  the "master servicer," if any, identified  in the  related  transaction  documents  and as  identified  in writing to the  Company as the depositor for such Securitization Transaction.

         Nonrecoverable  Advance:  Any portion of a Monthly Advance or Servicing  Advance  previously made or proposed to be made by the Company  pursuant to this  Agreement,  that,  in the good faith  judgment of the Company,  will not or, in the case of a proposed advance,  would not, be ultimately  recoverable by it from  the  related  Mortgagor  or the  related  Liquidation  Proceeds,  Insurance  Proceeds,  Condemnation
Proceeds or otherwise with respect to the related Mortgage Loan.

         Originator:  A bank,  savings and loan, or mortgage  banker that creates a mortgage  secured by a borrower's residential real property and sells such mortgage in the secondary market.

         Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Prepayment  Charge:  Any  prepayment  premium,  penalty  or  charge  payable  by a  Mortgagor  in connection  with any  Principal  Prepayment  on a  Mortgage  Loan  pursuant  to the  terms of the  related
Mortgage Note.

         Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage Loans,  provided that the following  conditions  are  satisfied:  (i) such Mortgage  Loans were  originated  pursuant to an agreement  between  the  Company and such Person  that  contemplated  that such  Person  would  underwrite mortgage  loans from time to time, for sale to the Company,  in accordance  with  underwriting  guidelines designated by the Company  ("Designated  Guidelines")  or guidelines that do not vary materially from such
Designated  Guidelines;  (ii) such  Mortgage  Loans were in fact  underwritten  as described in clause (i)
above  and were  acquired  by the  Company  within  180  days  after  origination;  (iii)  either  (x) the
Designated  Guidelines  were,  at the time such  Mortgage  Loans were  originated,  used by the Company in origination  of mortgage  loans of the same type as the Mortgage  Loans for the  Company's  own account or
(y) the Designated  Guidelines were, at the time such Mortgage Loans were underwritten,  designated by the
Company on a  consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the
Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company, pre-purchase  or  post-purchase  quality  assurance  procedures  (which may involve,  among other  things, review of a sample of mortgage  loans  purchased  during a  particular  time period or through  particular channels)  designed to ensure that Persons from which it purchased  mortgage  loans  properly  applied the
underwriting   criteria   designated  by  the  Company.   For  the   avoidance  of  doubt,   a  "Qualified
Correspondent"  includes a "table broker" or mortgage lender that originates loans underwritten and funded by the Company or an Affiliate of the Company.

         Reconstitution Agreement:  Any servicing agreement relating to a Reconstitution.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification and  interpretation as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act
Release No. 33-8518,  70 Fed. Reg. 1,506,  1,531 (Jan. 7, 2005)) or by the staff of the Commission,  or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Securitization  Transaction:  Any  transaction  involving  either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated securities,  the payments on which are determined primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set forth in
Item 1122(d) of Regulation AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit M for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of Exhibit M and the text of Item 1122(d) of Regulation  AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing  Criteria  otherwise  mutually agreed to by the Purchaser,  the Company and any Person that will be responsible  for signing any Sarbanes
Certification  with respect to a  Securitization  Transaction in response to evolving  interpretations  of
Regulation AB and incorporated into a revised Exhibit M).

         Static  Pool  Information:  Static pool  information  as  described  in Item  1105(a)(1)-(3)  and
1105(c) of Regulation AB.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Third-Party  Originator:  Each  Person,  other than a Qualified  Correspondent,  that  originated
Mortgage Loans acquired by the Company, and shall not include a mortgage broker that does not fund loans.

         3.       Article  I of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting  in its  entirety  the  definition  of  Subservicer  in Section  1.01 and  replacing  it with the following:

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation AB; provided,  however,  that the term "Subservicer" shall not include any master servicer,  or any special  servicer  engaged at the request of a Depositor,  Purchaser  or investor in a  Securitization
Transaction,  nor any  "back-up  servicer"  or  trustee  performing  servicing  functions  on  behalf of a
Securitization Transaction.

         4.       Article  I of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting in its entirety the  definition  of Principal  Prepayment  in Section 1.01 and  replacing it with the following:

         Principal  Prepayment:  Any payment or other  recovery of  principal  on a Mortgage  Loan full or partial which is received in advance of its  scheduled Due Date,  including  any  Prepayment  Charge,  and which is not  accompanied  by an amount of interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

         5.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by revising Section 3.01(n) as follows (new text underlined):

(n)      If requested by the  Purchaser,  the Company shall have  delivered to the Purchaser the Company's financial  statements,  for its last two complete  fiscal  years.  If so, all such  financial  information fairly presents the pertinent  results of operations and financial  position for the period identified and has been prepared in  accordance  with  generally  accepted  accounting  principles  consistently  applied throughout the periods  involved,  except as set forth in the notes  thereto.  There has been no change in the servicing policies and procedures,  business,  operations,  financial condition,  properties or assets of the Company since the date of the Company's  financial  information last provided to the Purchaser that would have a material  adverse effect on its ability to perform its  obligations  under this Agreement and the related Term Sheet;

         6.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(p):

         (p)      As of the date of each Pass-Through  Transfer,  and with respect to the  representations
(1)-(5) only if the Company is a "servicer"  within the meaning of Item  1108(a)(3) of Regulation  AB, and with respect to  representation  (6) only if the Company meets the  requirements for disclosure under Item
1117 of Regulation AB, and with respect to  representation  (7) only if the Company meets the requirements for  disclosure  under  Item 1119 of  Regulation  AB and  except as has been  otherwise  disclosed  to the
Purchaser,  any  Master  Servicer  and any  Depositor:  (1) no default or  servicing  related  performance trigger has occurred as to any other  securitization due to any act or failure to act of the Company;  (2)
no material  noncompliance  with applicable  servicing  criteria as to any other  securitization  has been disclosed  or  reported  by the  Company;  (3) the  Company  has not  been  terminated  as  Servicer  in a residential  mortgage  loan  securitization,  either due to a  servicing  default or to  application  of a servicing  performance test or trigger;  (4) no material changes to the Company's  servicing  policies and procedures  for similar loans has occurred in the preceding  three years;  (5) there are no aspects of the
Company's  financial  condition  that could  have a  material  adverse  impact on the  performance  by the
Company  of its  obligations  hereunder;  (6)  there  are no  legal  proceedings  pending,  or known to be contemplated by governmental  authorities,  against the Company that could be material to investors in the securities  issued in such  Pass-Through  Transfer;  and (7) there are no  affiliations,  relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

         7.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(q):

         (q)      If so  requested  by the  Purchaser or any  Depositor  on any date,  the Company  shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations and warranties,  if any, set forth in Section 3.01(p) of this Section or, if any such  representation  and warranty is not accurate as of the date of such request,  provide  reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

         8.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(r):

         (r)      Notwithstanding  anything to the contrary in the Agreement,  the Company shall (or shall cause each  Subservicer and Third-Party  Originator to),  provided that the Company (and each  Subservicer and Third-Party  Originator,  as the case may be) meets the disclosure requirements of Items 1117 and 1119 of Regulation AB, as the case may be, for such  disclosure  period (i)  immediately  notify the Purchaser, any Master  Servicer and any  Depositor in writing of (A) any legal  proceedings  pending,  or known to be contemplated  by  governmental  authorities  against  the  Company,  any  Subservicer  or any  Third-Party
Originator  that  could  reasonably  be  expected  to be  material  to  investors  in  securities  in such
Securitization  Transaction,  (B) any known  affiliations  or  relationships  that develop  following  the closing  date  of a  Pass-Through  Transfer  between  the  Company,  any  Subservicer  or any  Third-Party
Originator  9provided that the requesting  party  identify,  in writing,  such parties by name) and any of the parties  specified in clause (7) of paragraph  (p) of this  Section (and any other  transaction  party identified in writing by the requesting party) with respect to such Pass-Through  Transfer,  (C) any Event of  Default  under  the  terms  of  this  Agreement  or any  Reconstitution  Agreement,  (D)  any  merger, consolidation  or sale of  substantially  all of the assets of the Company,  and (E) the  Company's  entry into an agreement  with a  Subservicer  to perform or assist in the  performance  of any of the  Company's obligations  under this  Agreement or any  Reconstitution  Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

         All  notification  pursuant  to this  Section  3.01(r),  other  than  those  pursuant  to Section
3.01(r)(i)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

         EMC Mortgage Corporation
         Two Mac Arthur Ridge
         909 Hidden Ridge Drive, Suite 200
         Irving, TX 75038
         Attention:  Associate General Counsel for Loan Administration
         Facsimile:  (972) 831-2555

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         9.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(s):

         (s)      As a  condition  to the  succession  to the  Company or any  Subservicer  as Servicer or
Subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company shall provide to the Purchaser,  any Master  Servicer and any Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,
(x)  written  notice to the  Purchaser,  any Master  Servicer  and any  Depositor  of such  succession  or appointment and (y) in writing and in form and substance  reasonably  satisfactory  to the Purchaser,  any
Master Servicer and such Depositor and agreed to by the Company,  all information  reasonably requested by the  Purchaser,  any Master  Servicer or any  Depositor in order to comply with its  reporting  obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

         10.      Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.02(tt):

         With respect to each Mortgage Loan,  information  regarding the borrower  credit files related to such Mortgage Loan has been furnished to credit  reporting  agencies in compliance  with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

         11.      Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following after the second sentence of the first paragraph of Section 4.01:

         In addition,  the Company shall furnish  information  regarding the borrower credit files related to such Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations.

         12.      Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding this paragraph to the end of Section 4.02:

         The Company shall not waive any Prepayment Charge unless:  (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors'  rights  generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated  in connection  with a foreclosure or other  involuntary  payment or (iv) such waiver is standard  and  customary  in  servicing  similar  Mortgage  Loans and relates to a default or a reasonably foreseeable  default and would,  in the  reasonable  judgment of the Company,  maximize  recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.

         13.      Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

         In determining  the  delinquency  status of any Mortgage  Loan, the Company will use  delinquency recognition  policies as described to and approved by the  Purchaser,  and shall revise these  policies as requested by the Purchaser from time to time.

         14.      Article  V of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting Section 5.02 in its entirety and replacing it with the following:

         Section 5.02      Statements to the Purchaser.

         The Company shall  furnish to Purchaser an  individual  loan  accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the fifth  Business
Day of the following  month on a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both  Purchaser  and  Company,  and no later than the fifth  Business  Day of the following month in hard copy, and shall contain the following:

         (i)      with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to principal (including a separate breakdown of any Principal  Prepayment,  including the date of such  prepayment,  and any prepayment  penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)     with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to interest;

         (iii)    with respect to each Mortgage  Loan,  the amount of servicing  compensation  received by the Company during the prior distribution period;

         (iv)     the Stated  Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal
Balance  of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the distribution period;

         (v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

         (vi)     with respect to each  Mortgage  Loan,  the aggregate  amount of any Insurance  Proceeds,
Condemnation  Proceeds,  Liquidation  Proceeds  and REO  Disposition  Proceeds  received  during the prior distribution period;

         (vii)    with respect to each Mortgage  Loan, the amount of any  Prepayment  Interest  Shortfalls paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

         (viii)   the beginning and ending balances of the Custodial Account and Escrow Account;

         (ix)     the  number of  Mortgage  Loans as of the first day of the  distribution  period and the last day of the distribution period;

         (x)      with respect to each Mortgage Loan, the Stated  Principal  Balance of each Mortgage Loan
(a) delinquent as grouped in the following  intervals  through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO Property has been acquired;

         (xi)     with  respect to each  Mortgage  Loan,  the amount and  severity  of any  realized  loss following liquidation of such Mortgage Loan;

         (xii)    with respect to each Mortgage  Loan,  and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Company during the prior distribution period;

         (xiii)   with respect to each  Mortgage  Loan, a description  of any  Servicing  Advances made by the Company with respect to such Mortgage Loan  including  the amount,  terms and general  purpose of such
Servicing  Advances,  and the  aggregate  amount of Servicing  Advances for all Mortgage  Loans during the prior distribution period;

         (xiv)    with respect to each Mortgage  Loan, a description of any  Nonrecoverable  Advances made by the Company with respect to such  Mortgage  Loan  including  the amount,  terms and general  purpose of such Nonrecoverable  Advances, and the aggregate amount of Nonrecoverable  Advances for all Mortgage Loans during the prior distribution period;

         (xv)     with respect to each Mortgage  Loan, a description  of any Monthly  Advances,  Servicing
Advances and Nonrecoverable  Advances  reimbursed to the Company with respect to such Mortgage Loan during the prior  distribution  period pursuant to Section 4.05, and the source of funds for such  reimbursement, and the  aggregate  amount  of any  Monthly  Advances,  Servicing  Advances  and  Nonrecoverable  Advances
reimbursed  to the  Company  for all  Mortgage  Loans  during the prior  distribution  period  pursuant to
Section 4.05;

         (xvi)    with  respect  to any  Mortgage  Loan,  a  description  of any  material  modifications, extensions  or waivers to the terms,  fees,  penalties or payments of such  Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

         (xvii)   a  description  of any  material  breach of a  representation  or warranty  set forth in
Section 3.01 or Section 3.02 herein or of any other  breach of a covenant or  condition  contained  herein and the status of any resolution of such breach;

         (xviii)  with respect to each  Mortgage  Loan,  the Stated  Principal  Balance of any  substitute
Mortgage  Loan  provided by the Company and the Stated  Principal  Balance of any  Mortgage  Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

         (xix)    with respect to each Mortgage  Loan, the Stated  Principal  Balance of any Mortgage Loan
that has been repurchased by the Company in accordance with Section 3.03 herein.

         In addition,  the Company shall provide to the Purchaser such other information  reasonably known or available  to the Company that is related to Company's  performance  of such  servicing  functions  and that is reasonably  required to facilitate  preparation of  distribution  reports in accordance  with Item
1121 of  Regulation  AB, as amended from time to time.  The Company  shall also provide a monthly  report, in the form of  Exhibit E hereto,  or such  other  form as is  mutually  acceptable  to the  Company,  the
Purchaser  and any Master  Servicer,  Exhibit F with  respect to defaulted  mortgage  loans and Exhibit N, with respect to realized losses and gains, with each such report.

         The Company shall prepare and file any and all  information  statements or other filings that any governmental  taxing  authority  requires  the  Company  to  deliver to such  taxing  authority  or to the
Purchaser  pursuant  to any  applicable  law with  respect  to the  Mortgage  Loans  and the  transactions contemplated  hereby. In addition,  the Company shall provide  Purchaser with such information  concerning the Mortgage  Loans as is necessary  for  Purchaser to prepare its federal  income tax return as Purchaser may reasonably request from time to time.

         15.      Article  V of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting the last paragraph of Section 5.03 in its entirety and replacing it with the following:

                  The  Company's  obligation  to make such Monthly  Advances as to any Mortgage  Loan will continue  through the last  Monthly  Payment due prior to the payment in full of the  Mortgage  Loans,  or through  the  Remittance  Date prior to the date on which the  Mortgaged  Property  liquidates  (including
Insurance Proceeds,  proceeds from the sale of REO Property or Condemnation  Proceeds) with respect to the
Mortgage Loan unless the Company deems such advance to be a  Nonrecoverable  Advance.  In such event,  the
Company  shall  deliver to the  purchaser  an Officer's  Certificate  of the Company to the effect that an officer of the Company has reviewed the related  Mortgage File and has made the  reasonable  determination that any additional advances are Nonrecoverable Advances.

         16.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.04 in its entirety and replacing it with the following:

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The  Company  will  deliver to the  Purchaser  and any Master  Servicer,  not later than
March 1 of each calendar year  beginning in 2007, an Officer's  Certificate  reasonably  acceptable to the
Purchaser (an "Annual Statement of Compliance")  stating,  as to the signatory thereof,  that (i) a review of  the  servicing  activities  of the  Company  during  the  preceding  calendar  year  and of  servicing performance  under  this  Agreement  or other  applicable  servicing  agreement  has been made  under such officers'  supervision  and (ii) to the  best of such  officers'  knowledge,  based  on such  review,  the
Company has fulfilled all of its  servicing-related  obligations  under this Agreement or other applicable servicing  agreement in all material  respects  throughout  such year,  or, if there has been a failure to fulfill any such  obligation in any material  respect,  specifying each such failure known to such officer and the nature and status of cure provisions  thereof.  Such Annual  Statement of Compliance shall contain no  restrictions  or limitations on its use.  Copies of such statement shall be provided by the Company to the  Purchaser  upon request and by the Purchaser to any Person  identified as a prospective  purchaser of the Mortgage  Loans.  In the event that the Company has  delegated  any  servicing  responsibilities  with respect to the Mortgage Loans to a  Subservicer,  the Company shall deliver an officer's  certificate  (an
"Annual  Certification") of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

         (b)      With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  by
March 1 of each  calendar  year  beginning in 2007, an officer of the Company shall execute and deliver an
Annual  Certification to the Purchaser,  any Master Servicer and any related  Depositor for the benefit of each such entity and such entity's  affiliates  that are transaction  parties and the officers,  directors and agents of any such entities that may rely on such Annual  Certification  in the  fulfillment  of their obligations  with respect to Regulation  AB, in the form  attached  hereto as Exhibit K. In the event that the  Company  has  delegated  any  servicing  responsibilities  with  respect to the  Mortgage  Loans to a
Subservicer,  the Company shall deliver an Annual  Certification  of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

         (c)      If the Company  cannot  deliver the related  Annual  Statement of  Compliance  or Annual
Certification by March 1st of such year, the Purchaser,  at its sole option,  may permit a cure period for the Company to deliver  such Annual  Statement  of  Compliance  or Annual  Certification,  but in no event later than March 10th of such year.

         Failure  of the  Company  to timely  comply  with this  Section  6.04 shall be deemed an Event of
Default,  automatically,  without notice and without any cure period,  unless  otherwise  agreed to by the
Purchaser as set forth in 6.04(c),  and  Purchaser  may, in addition to whatever  rights the Purchaser may have under  Sections  3.03 and 8.01 and at law or equity or to damages,  including  injunctive  relief and specific  performance,  terminate all the rights and  obligations  of the Company under this Agreement and in and to the  Mortgage  Loans and the  proceeds  thereof  without  compensating  the  Company  except for compensation  and rights arising prior to such  termination.  Such  termination  shall be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

         17.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.05 in its entirety and replacing it with the following:

         Section 6.05      [Reserved]

         18.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 6.07:

         Section 6.07      Assessment of Compliance with Servicing Criteria.

         On and after  January 1, 2006,  the Company shall  service and  administer,  and shall cause each
Subservicer to Servicer or administer,  the Mortgage Loans in accordance with all applicable  requirements of the Servicing Criteria.

         With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall deliver to the Purchaser or its designee,  any Master  Servicer and any Depositor on or before March
1 of each  calendar  year  beginning  in  2007,  a  report  (an  "Assessment  of  Compliance")  reasonably satisfactory to the Purchaser,  any Master Servicer and any Depositor  regarding the Company's  assessment of compliance with the Servicing  Criteria during the preceding  calendar year as required by Rules 13a-18 and 15d-18 of the  Exchange  Act and Item 1122 of  Regulation  AB or as  otherwise  required by the Master
Servicer,  which as of the date  hereof,  require a report by an  authorized  officer of the Company  that contains the following:

         (a)      A statement by such officer of its  responsibility  for  assessing  compliance  with the
Servicing Criteria applicable to the Company;

         (b)      A statement by such officer  that such  officer  used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Company;

         (c)      An  assessment  by  such  officer  of  the  Company's  compliance  with  the  applicable
Servicing Criteria for the period consisting of the preceding calendar year,  including  disclosure of any material  instance of  noncompliance  with respect thereto during such period,  which  assessment shall be based on the  activities  it performs  with respect to  asset-backed  securities  transactions  taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public  accounting firm has issued an attestation  report on the Company's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the  Servicing  Criteria,  if any, are not  applicable to the
Company,  which  statement  shall be based on the  activities  it performs  with  respect to  asset-backed securities  transactions  taken as a whole  involving the Company,  that are backed by the same asset type as the Mortgage Loans.

         Such  report  at  a  minimum  shall  address  each  of  the  Servicing  Criteria  specified  on a certification  substantially in the form of Exhibit M hereto delivered to the Purchaser  concurrently with the execution of this Agreement.

         With  respect to any  Mortgage  Loans  that are the  subject of a  Pass-Through  Transfer,  on or before March 1 of each  calendar  year  beginning in 2007,  the Company  shall furnish to the Purchaser or its designee,  any Master  Servicer and any Depositor a report (an  "Attestation  Report") by a registered public  accounting  firm that  attests  to, and  reports  on, the  Assessment  of  Compliance  made by the
Company,  as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of  Regulation AB or
as otherwise  required by the Master Servicer,  which  Attestation  Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         The Company  shall  cause each  Subservicer,  and each  Subcontractor  determined  by the Company pursuant to Section  11.19 to be  "participating  in the  servicing  function"  within the meaning of Item
1122 of Regulation  AB, to deliver to the Purchaser,  any Master  Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in Sections 6.07.

         If the Company  cannot  deliver the related  Assessment of Compliance  or  Attestation  Report by
March 1st of such year,  the  Purchaser,  at its sole option,  may permit a cure period for the Company to deliver such  Assessment  of Compliance or  Attestation  Report,  but in no event later than March 10th of such year.

         Failure  of the  Company  to timely  comply  with this  Section  6.07 shall be deemed an Event of
Default,  automatically,  without notice and without any cure period,  unless  otherwise  agreed to by the
Purchaser as described  herein,  and Purchaser may, in addition to whatever  rights the Purchaser may have under  Sections  3.03 and  8.01 and at law or  equity  or to  damages,  including  injunctive  relief  and specific  performance,  terminate all the rights and  obligations  of the Company under this Agreement and in and to the  Mortgage  Loans and the  proceeds  thereof  without  compensating  the  Company  except for compensation  and rights arising prior to such  termination.  Such  termination  shall be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supersede any other  provision in this Agreement or any other agreement to the contrary.

         Notwithstanding  anything in this  Agreement to the  contrary,  the Company will only be required to deliver an  Assessment  of  Compliance  and  Attestation  Report when it is not  "participating  in the servicing  function"  within the meaning of Item 1122 of  Regulation  AB including  Instruction  2 thereof upon prior written notice by the Purchaser that any Master Servicer has requested such information.

         19.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 6.08:

         Section 6.08      Intent of the Parties; Reasonableness.

         The Purchaser and the Company  acknowledge  and agree that a purpose of Sections  3.01(p),  5.02,
6.04,  6.07,  11.18,  11.19 and Exhibit J of this  Agreement is to facilitate  compliance by the Purchaser and any  Depositor  with the  provisions  of  Regulation  AB and  related  rules  and  regulations  of the
Commission.  None of the  Purchaser,  any Master  Servicer or any  Depositor  shall  exercise its right to request or require  delivery of  information or other  performance  under these  provisions  other than in good  faith and as is  reasonable,  or for  purposes  other than  compliance  with the  provisions  of the
Securities  Act, the Exchange Act and the rules and  regulations  of the  Commission  thereunder  that are applicable to any  Securitization  Transaction.  The Company,  the Purchaser,  the Master Servicer and any
Depositor  acknowledge  that  interpretations  of the  requirements of Regulation AB may change over time, whether  due to  interpretive  guidance  provided  by the  Commission  or its  staff  or  consensus  among participants  in the  asset-backed  securities  markets,  and agrees to  negotiate  in good faith with the
Purchaser,  Master  Servicer or any Depositor,  upon a request made in good faith  regarding the Company's delivery of  information  under these  provisions on the basis of evolving  interpretations  of Regulation
AB. In  connection  with any  Pass-Through  Transfer,  the Company shall  cooperate  with the Purchaser to deliver to the Purchaser  (including  any of its  assignees or designees  that are parties to the relevant transaction) and any Depositor,  any and all statements,  reports,  certifications,  records and any other information  necessary in the good faith and reasonable  determination  of the Purchaser,  Master Servicer or any  Depositor to permit the  Purchaser or such  Depositor to comply with the  provisions of Regulation
AB, together with such disclosures  relating to the Company, any Subservicer,  any Third-Party  Originator
and the Mortgage Loans, or the servicing of the Mortgage  Loans,  reasonably  believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         20.      Article  IX of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting the first  sentence of the last  paragraph of Section  9.01 and  replacing it with the  following
(new text underlined):

                  Then,  and in each and every  such case,  so long as an Event of Default  shall not have been  remedied,  the  Purchaser,  by notice in writing to the  Company  (except in the case of an Event of
Default  under  clauses  (iii),  (iv)  or (v)  above,  or as  otherwise  stated  herein,  in  which  case, automatically  and without  notice) may, in addition to whatever  rights the Purchaser or Master  Servicer may have under  Sections  3.03 and 8.01 and at law or equity or to damages,  including  injunctive  relief and specific performance,  terminate all the rights and obligations of the Company (and if the Company is servicing  any of the  Mortgage  Loans in a  Securitization  Transaction,  appoint a  successor  Servicer reasonably  acceptable to any Master Servicer for such  Securitization  Transaction)  under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating  the Company for the same except for compensation and rights arising prior to such termination.

         21.      Article  IX of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following at the end of the last paragraph of Section 9.01:

         The Company shall promptly  reimburse the Purchaser (or any designee of the Purchaser,  such as a master servicer) and any Depositor,  as applicable,  for all reasonable expenses incurred by the Purchaser
(or such designee) or such  Depositor,  as such are incurred,  in connection  with the  termination of the
Company  as  Servicer  for cause and the  transfer  of  servicing  of the  Mortgage  Loans to a  successor
Servicer due to such  termination  for cause.  The provisions of this  paragraph  shall not limit whatever rights the  Purchaser  or any  Depositor  may have under other  provisions  of this  Agreement  and/or any applicable  Reconstitution  Agreement  or  otherwise,  whether in equity or at law,  such as an action for damages, specific performance or injunctive relief.

         22.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by restating Section 11.18 in its entirety as follows:

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option,  the Purchaser may effect a sale (each,  a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third  party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  Pass-Through
Transfers.

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  Servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser's  request,  a seller's  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement in form and substance  reasonably  acceptable  to the parties  (including  the Company),  and in connection  with a  Pass-Through  Transfer,  a  pooling  and  servicing  agreement  in form and  substance reasonably  acceptable to the parties and the Company,  (collectively  the  agreements  referred to herein are  designated,  the  "Reconstitution  Agreements").  It  is  understood  that  any  such  Reconstitution
Agreements  will not contain any greater  obligations  on the part of Company  than are  contained in this
Agreement.  Notwithstanding  anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in Exhibit J hereto.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with respect to all reasonable requests and, at the Purchaser's expense due diligence  procedures;  (2) to execute,  deliver and perform  all  Reconstitution  Agreements  required by the  Purchaser  subject to the limitations  of this Section  11.18;  and (3) to restate the  representations  and warranties set forth in this  Agreement as of the  settlement  or closing date in connection  with such  Reconstitution  (each,  a
"Reconstitution Date").

         In addition,  the Company shall  provide to such Servicer or issuer,  as the case may be, and any other participants in such  Reconstitution  upon the Purchaser's request and subject to the limitations of this Section 11.18:

         (i)      any and all  information  and  appropriate  verification  of  information  which  may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

         (ii)     such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

         (iii)    within 5 Business Days after request by the Purchaser,  the information  with respect to the Company (as Originator) and each  Third-Party  Originator of the Mortgage Loans as required under Item
1110(a)  and (b) of  Regulation  AB, a summary  of the  requirements  of which  has of the date  hereof is attached  hereto as Exhibit L for  convenience  of reference  only.  If requested by the  Purchaser,  this will include information about the applicable credit-granting or underwriting criteria;

         (iv)     within 5 Business  Days after request by the  Purchaser,  the Company shall provide (or, as applicable,  cause each Third-Party  Originator to provide) Static Pool Information with respect to the mortgage  loans (of a similar type as the Mortgage  Loans,  as  reasonably  identified by the Purchaser as provided  below)  originated  by (i) the  Company,  if the  Company is an  originator  of  Mortgage  Loans
(including  as  an  acquirer  of  Mortgage  Loans  from  a  Qualified  Correspondent),  and/or  (ii)  each
Third-Party  Originator.  Such Static Pool  Information  shall be prepared by the Company (or  Third-Party
Originator)  on the  basis of its  reasonable,  good  faith  interpretation  of the  requirements  of Item
1105(a)(1)-(3)  and (c)  provided,  however,  that Seller  shall not be  required  to provide  Static Pool
Information  with respect to mortgage loans  originated  prior to January 1, 2006 pursuant to Item 1105(f)
of Regulation  AB;  provided,  further,  however that Seller shall provide such  information if it becomes reasonably  available  to Seller.  To the extent  that there is  reasonably  available  to the Company (or
Third-Party  Originator)  Static Pool  Information  with respect to more than one mortgage loan type,  the
Purchaser or any Depositor shall be entitled to specify whether some or all of such  information  shall be provided  pursuant to this paragraph.  The content and presentation of such Static Pool Information may be in the form  customarily  provided by the Company,  and need not be  customized  for the  Purchaser or any
Depositor.  Such Static Pool Information for each vintage  origination year or prior  securitized pool, as applicable,  shall be presented in  increments  no less  frequently  than  quarterly  over the life of the mortgage  loans  included in the  vintage  origination  year or prior  securitized  pool.  The most recent periodic  increment  must be as of a date no later  than 135 days prior to the date of the  prospectus  or other  offering  document  in which the Static Pool  Information  is to be  included  or  incorporated  by reference.  The Static  Pool  Information  shall be  provided  in an  electronic  format  that  provides a permanent  record of the  information  provided,  such as a portable  document format (pdf) file, or other such electronic  format as customarily  provided by Seller or if Seller does not customarily  provide such information as reasonably  required by the Purchaser or the Depositor,  as applicable and agreed to by the
Company;

         (v)      within 5 Business Days after request by the Purchaser,  information  with respect to the
Company (as Servicer) as required by Item 1108(b) and (c) of  Regulation  AB, and provided the Company (as
Servicer)  meets the criteria in Item  1108(a)(3).  A summary of the  requirements of Item 1108(b) and (c)
of  Regulation AB is attached  hereto as Exhibit L for  convenience  of reference  only. In the event that the  Company  has  delegated  any  servicing  responsibilities  with  respect to the  Mortgage  Loans to a
Subservicer,  the Company shall provide the information  required  pursuant to this clause with respect to the Subservicer;

         (vi)     within 5 Business Days after request by the Purchaser,
                  (a) if the Company (or  Third-Party  Originator of Subservicer as the case may be) meets the  disclosure  criteria  of  Item  1117 of  Regulation  AB,  information  regarding  any  legal proceedings  pending  (or known to be  contemplated  by  governmental  authorities)  against  the
         Company (as  Originator  and as Servicer) and each  Third-Party  Originator of the Mortgage Loans and each  Subservicer  that  could be  material  to  investors  in the  Securities  issued in the related Securitization  Transaction,  a summary of the requirements of Item 1117 of Regulation AB as of the date hereof is attached hereto as Exhibit L for convenience of reference only;
                  (b) if the Company (or  Third-Party  Originator of Subservicer as the case may be) meets the disclosure  criteria of Item 1119 of Regulation AB, information  regarding  affiliations with respect to the Company (as  Originator  and as Servicer) and each  Third-Party  Originator of the
         Mortgage  Loans and each  Subservicer  as required by Item 1119(a) of Regulation AB, a summary of the  requirements  of Item 1119(a) of Regulation  AB as of the date hereof is attached  hereto as
         Exhibit L for convenience of reference only; and
                  (c) if the Company (or  Third-Party  Originator of Subservicer as the case may be) meets the disclosure  criteria of Item 1119 of Regulation  AB,information  regarding  relationships and transactions  with respect to the Company (as  Originator  and as Servicer) and each  Third-Party
         Originator  of the  Mortgage  Loans and each  Subservicer  as required by Item 1119(b) and (c) of
         Regulation AB, a summary of the  requirements  of Item 1119(b) and (c) of Regulation AB as of the
         date hereof is attached hereto as Exhibit L for convenience of reference only; and

         (vii)    if so requested by the Purchaser,  the Company shall provide (or, as  applicable,  cause each  Third-Party  Originator to provide),  at the expense of the  requesting  party (to the extent of any additional  incremental expense associated with delivery pursuant to this Agreement),  such statements and agreed-upon  procedures letters of certified public accountants  reasonably acceptable to the Purchaser or
Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for securitizations  closed  on or after  January  1, 2006 or, in the case of  Static  Pool  Information  with respect to the  Company's or  Third-Party  Originator's  originations  or  purchases,  to calendar  months commencing  January 1, 2006, or to any financial  information  included in any other  disclosure  provided under this Section 11.18, as the Purchaser or such Depositor  shall  reasonably  request.  Such statements and  letters  shall be  addressed  to and be for the  benefit  of such  parties as the  Purchaser  or such
Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor and any broker dealer acting as underwriter,  placement agent or initial  purchaser with respect to a Pass-Through
Transfer.  Any such  statement or letter may take the form of a standard,  generally  applicable  document accompanied by a reliance  letter  authorizing  reliance by the addressees  designated by the Purchaser or such Depositor;

         (viii)   Following  the date of any  Pass-Through  Transfer  after  January  1,  2006  containing
Mortgage  Loans and for the  period  while  such  Mortgage  Loans are in any  Pass-Through  Transfer,  the
Purchaser  agrees to furnish to the  Company,  within  forty-five  (45) days of the close of each  related month,  on a monthly basis,  loan level  performance  information  regarding the related  Mortgage  Loans, including delinquency,  foreclosure and loss data, but excluding any personal borrower information,  which
Purchaser deems  necessary for the Company's  compliance with Regulation AB, and to be used by the Company solely on an aggregate  basis for  Regulation AB disclosure  purposes.  The preceding  sentence shall only apply to Mortgage Loans for which Purchaser is the Servicer;  provided,  however,  that if Purchaser is no longer the Servicer of the related  Mortgage  Loans,  the Purchaser  shall use its best efforts to require the new  Servicer to provide  such  information.  The Company  agrees that the  Purchaser  may  thereafter provide updated performance information on the Mortgage Loans for any previous period.

         (ix)     If so  requested,  in writing,  by the  Purchaser  or any  Depositor  for the purpose of satisfying  its  reporting  obligation  under the Exchange  Act with respect to any class of  asset-backed securities,  the Company shall (or shall cause each Subservicer and Third-Party  Originator to),  provided that the  Company  (and  each  Subservicer  and  Third-Party  Originator,  as the case may be)  meets  the disclosure  requirements  of items 1117 and 1119 of Regulation AB, as the case may be, for such disclosure period (i) provide  prompt notice to the  Purchaser,  any Master  Servicer and any Depositor in writing of
(A) any legal proceedings  pending,  or known to be contemplated by governmental  authorities  against the
Company,  any  Subservicer  or any  Third-Party  Originator  that could be  material to  investors  in the securities  issued in such  Securitization  Transaction  that develop  following  the closing date of such
Securitization  Transaction,  (B) any known  affiliations  or  relationships  that develop  following  the closing date of a  Securitization  Transaction  between the Company,  any  Subservicer or any  Third-Party
Originator and any of the parties (provided that the requesting party identify,  in writing,  such parties by name)  specified in clause (D) of paragraph  (a) of this Section (and any other  parties  identified in writing by the  requesting  party)  with  respect  to such  Securitization  Transaction,  (C) any Event of
Default  under  the  terms  of  this  Agreement  or  any   Reconstitution   Agreement,   (D)  any  merger,
consolidation  or sale of  substantially  all of the assets of the Company,  and (E) the  Company's  entry into an agreement  with a  Subservicer  to perform or assist in the  performance  of any of the  Company's obligations  under this  Agreement or any  Reconstitution  Agreement and (ii) provide to the Purchaser and any Depositor a description of such  proceedings,  affiliations or  relationships.  The obligations of the
Company under this paragraph (ix) with respect to a  Securitization  Transaction  shall terminate upon the termination of the Purchaser's and Depositor's  reporting  obligations under the Exchange Act with respect to such securitization;

         (x)  As a  condition  to the  succession  to  the  Company  or any  Subservicer  as  Servicer  or
Subservicer under this Agreement or any Reconstitution  Agreement by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the
Company or any  Subservicer,  the Company shall provide to the  Purchaser,  any Master  Servicer,  and any
Depositor,  at least 15 calendar days prior to the effective date of such succession or  appointment,  (x)
written  notice to the Purchaser and any Depositor of such  succession or  appointment  and (y) in writing and in form and substance  reasonably  satisfactory to the Purchaser and such  Depositor,  all information reasonably  requested by the Purchaser or any  Depositor in order to comply with its reporting  obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (x) In  addition to such  information  as the  Company,  as  Servicer,  is  obligated  to provide pursuant to other  provisions  of this  Agreement,  not later than ten days prior to the  deadline for the filing  of any  distribution  report  on Form  10-D in  respect  of any  Securitization  Transaction  that includes  any of the  Mortgage  Loans  serviced  by the  Company or any  Subservicer,  the Company or such
Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party  responsible for filing such report  (including,  if applicable,  the Master Servicer) notice of the  occurrence of any of the  following  events with respect to such  Mortgage  Loans  serviced by the
Company  along  with all  information,  data,  and  materials  related  thereto as may be  required  to be included in the related  distribution  report on Form 10-D (as  specified in the  provisions of Regulation
AB referenced below):

                           (A)      any  material  modifications,  extensions  or  waivers  of pool  asset terms,  fees,  penalties  or payments  during the  distribution  period or that have  cumulatively  become material over time (Item 1121(a)(11) of Regulation AB);

                           (B)      material  breaches  of pool asset  representations  or  warranties  or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      information regarding new asset-backed  securities issuances backed by the same pool assets, any pool asset changes (such as, additions,  substitutions or repurchases),  and any material  changes in  origination,  underwriting  or other  criteria for  acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

         (xi) The  Company  shall  provide  to the  Purchaser,  any  Master  Servicer  and any  Depositor,
evidence of the  authorization  of the person  signing any  certification  or  statement,  copies or other evidence of Fidelity Bond Insurance and Errors and Omission  Insurance policy,  financial  information and reports,  and such other  information  related to the  Company or any  Subservicer  or the Company or such
Subservicer's performance hereunder.

         In the event of a conflict  or  inconsistency  between the terms of Exhibit L and the text of the applicable  Item of Regulation  AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

         The Company shall indemnify the Purchaser,  the Depositor,  and the Master Servicer,  and each of their  respective  affiliates  including as applicable each of the following  parties  participating  in a
Pass-Through  Transfer:  each sponsor and issuing entity; each Person (including,  but not limited to, any
Master  Servicer,  if  applicable)  responsible  for the  preparation,  execution  or filing of any report required to be filed with the Commission with respect to such Pass-Through  Transfer,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such
Pass-Through  Transfer;  each broker dealer acting as underwriter,  placement  agent or initial  purchaser with  respect  to such  Pass-Through  Transfer,  each  Person  who  controls  any of such  parties  or the
Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);
and the respective  present and former directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the Depositor  (each, an "Indemnified  Party"),  and shall hold each of them harmless from and against any claims, losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain (each, a
"Regulation AB Loss") arising out of or based upon:

         (i)(A) any untrue  statement  of a material  fact  contained  or alleged to be  contained  in any information,  report,  certification,  data,  accountants'  letter or other  material  provided under this
Section  11.18 by the Company or by another  third-party  on the  direction  of the  Company,  or provided under  this  Section  11.18  by or at the  direction  of any  Subservicer,  Subcontractor  or  Third-Party
Originator  (collectively,  the "Company  Information"),  or (B) the omission or alleged omission to state in the Company  Information a material fact required to be stated in the Company  Information or necessary in order to make the statements  therein,  in the light of the  circumstances  under which they were made, not misleading;  provided,  by way of clarification,  that clause (B) of this paragraph shall be construed solely  by  reference  to the  Company  Information  and  not to any  other  information  communicated  in connection  with a sale or purchase of securities,  without  regard to whether the Company  Information or any portion thereof is presented together with or separately from such other information;

         (ii)  any  breach  by  the  Company  of its  obligations  under  this  Section  11.18,  including particularly  any  failure  by  the  Company,  any  Subservicer,  any  Subcontractor  or  any  Third-Party
Originator to deliver any information,  report, certification,  accountants' letter or other material when and as required  under this Section  11.18,  including any failure by the Company to identify  pursuant to
Section  11.19 any  Subcontractor  "participating  in the servicing  function"  within the meaning of Item
1122 of Regulation AB;

         (iii) any breach by the Company of a  representation  or warranty set forth in Section 3.01 or in a writing  furnished  pursuant to Section  3.01(q) and made as of a date prior to the closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01(q)
to the extent made as of a date subsequent to such closing date; or

         (iv) the  negligence  bad faith or  willful  misconduct  of the  Company in  connection  with its performance under this Section 11.18.

         In the  case of any  claim  involving  Regulation  AB  Losses  instituted  involving  any  untrue statement  of a material  fact alleged to be contained in any Company  Information,  the  Purchaser  shall notify the Company and the  Company  may,  but only with the  written  approval  of the  Purchaser  in the
Purchaser's  sole  discretion,  retain  counsel  satisfactory  to the Purchaser to represent the Purchaser with respect to the  Regulation AB Losses  (provided  that the counsel so designated  would have no actual or potential conflict of interest in connection with such  representation),  and the Company shall pay the fees and  disbursements  of such  counsel  related to such claim.  If the  Company  assumes the defense of such  proceeding,  it shall be  entitled  to  settle  such  proceeding  with the  written  consent  of the
Purchaser  (in its sole  discretion)  or, if such  settlement  provides  for release of the  Purchaser  in connection with all matters  relating to the proceeding  which have been asserted against the Purchaser in such proceeding by the other parties to such settlement, without the consent of the Purchaser.

         For purposes of  clarification  with respect to the  indemnification  given above in this Section
11.18,  the Seller shall only be required to indemnify the Indemnified  Parties with respect to Regulation
AB Losses that any  Indemnified  Party  incurs when such  Regulation  AB Losses  arise out of or are based upon Company  Information  and only with respect to those Mortgage Loans sold pursuant to this  Agreement;
provided,  that the indemnification  provided in this Section 11.18 shall be the only indemnification with respect to  Regulation AB Losses;  provided,  further,  that if any loan  performance  information  is not provided to the Company  pursuant to this  Agreement,  the Company  shall have no  obligation to indemnify any Indemnified  Party for Regulation AB Losses arising from the Company's  failure to provide Static Pool
Information.

         If the  indemnification  provided for herein is unavailable or  insufficient  to hold harmless an
Indemnified  Party,  then the  Company  agrees that it shall  contribute  to the amount paid or payable by such  Indemnified  Party as a result of any  claims,  losses,  damages  or  liabilities  incurred  by such
Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such  Indemnified
Party on the one hand and the Company on the other.

         In the case of any failure of performance  described above, the Company shall promptly  reimburse the Purchaser,  any Depositor, as applicable,  and each Person responsible for the preparation,  execution or filing of any report  required  to be filed with the  Commission  with  respect to such  Securitization
Transaction,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the
Exchange Act with respect to such  Securitization  Transaction,  for all costs reasonably incurred by each such  party in order to  obtain  the  information,  report,  certification,  accountants'  letter or other material not delivered as required by the Company,  any Subservicer,  any Subcontractor or any Third-Party
Originator.

         This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         23.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 11.19:

         Section 11.19. Use of Subservicers and Subcontractors.

         (a)      The Company  shall not hire or  otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Company as Servicer  under this  Agreement  or any  Reconstitution
Agreement  unless the Company  complies with the provisions of paragraph (b) of this Section.  The Company shall  not hire or  otherwise  utilize  the  services  of any  Subcontractor,  and shall  not  permit  any
Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to fulfill  any of the obligations  of the Company as Servicer under this Agreement or any  Reconstitution  Agreement  unless the
Company complies with the provisions of paragraph (d) of this Section.

         (b)      The Company  shall  cause any  Subservicer  used by the Company (or by any  Subservicer)
for the benefit of the  Purchaser  and any  Depositor  to comply with the  provisions  of this Section and with  Sections  3.01(p),  3.01(s),  6.04,  6.07 and 11.18 of this  Agreement to the same extent as if such
Subservicer  were the Company,  and to provide the information  required with respect to such  Subservicer under  Section  3.01(r) of this  Agreement.  The Company  shall be  responsible  for  obtaining  from each
Subservicer and delivering to the Purchaser,  any Master  Servicer and any Depositor any Annual  Statement
of Compliance  required to be delivered by such  Subservicer  under  Section  6.04(a),  any  Assessment of
Compliance and  Attestation  Report  required to be delivered by such  Subservicer  under Section 6.07 and any Annual  Certification  required under Section  6.04(b) as and when required to be delivered under this
Agreement.

         (c)      The Company shall promptly upon request  provide to the Purchaser,  any Master  Servicer and any Depositor (or any designee of the Depositor,  such as an administrator) a written  description (in form and substance  satisfactory  to the Purchaser,  any Master  Servicer and such  Depositor) of the role and  function  of each  Subcontractor  utilized  by the  Company or any  Subservicer,  specifying  (i) the identity of each such  Subcontractor,  (ii) which (if any) of such  Subcontractors  are  "participating in the  servicing  function"  within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in  assessments  of  compliance  provided by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any  Subcontractor  determined to be "participating in the servicing  function"  within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any  Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the  provisions of Sections  6.07 and 11.18 of this  Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for  obtaining  from each
Subcontractor  and  delivering  to the Purchaser  and any  Depositor  any  Assessment  of  Compliance  and
Attestation  Report and the other  certificates  required to be  delivered  by such  Subservicer  and such
Subcontractor under Section 6.07, in each case as and when required to be delivered.

         24.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 11.20:

         Section 11.20. Third Party Beneficiary Rights, Benefits and Obligations.

         For  purposes  of this  Agreement, each  Master  Servicer  shall  be  considered  a  third  party beneficiary to this  Agreement,  entitled to all the rights and  benefits hereof  and as limited herein as if it were a direct party to this Agreement.

         25.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit E:

                                                     EXHIBIT E

                                         REPORTING DATA FOR MONTHLY REPORT

                                       Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The Servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The Servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the Servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

         26.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit F:

                                                     EXHIBIT F

                                        REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       Originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external Servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the Servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the Servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the Servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

o        ASUM-   Approved Assumption
o        BAP-    Borrower Assistance Program
o        CO-     Charge Off
o        DIL-    Deed-in-Lieu
o        FFA-    Formal Forbearance Agreement
o        MOD-    Loan Modification
o        PRE-    Pre-Sale
o        SS-     Short Sale
o        MISC-   Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

o        Mortgagor
o        Tenant
o        Unknown
o        Vacant

The Property Condition field should show the last reported condition of the property as follows:

o        Damaged
o        Excellent
o        Fair
o        Gone
o        Good
o        Poor
o        Special Hazard
o        Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                                62             Veteran's Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                                63             Veteran's Affairs-Refund
                      ------------------------ -------------------------------------------------------
                                64             Veteran's Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

         27.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit J:

                                                 EXHIBIT J

                                        COMPANY'S OBLIGATIONS IN CONNECTION
                                          WITH A RECONSTITUTION

         o        The Company  shall (i) possess  the  ability to service to a  securitization  documents;
(ii) service on a  "Scheduled/Scheduled"  reporting  basis  (advancing  through the  liquidation of an REO
Property),  (iii) make  compensating  interest  payments  on payoffs and  curtailments  and (iv) remit and report to a Master Servicer in format  reasonably  acceptable to such Master Servicer by the 10th calendar day of each month.

         o        The Company shall provide an acceptable  annual  certification  (officer's  certificate)
to the  Master  Servicer  (as  required  by the  Sarbanes-Oxley  Act of 2002) as well as any other  annual certifications  customarily  required under the securitization  documents (i.e. the annual statement as to compliance/annual  independent  certified  public  accountants'  servicing  report  due by March 1 of each year), provided that the Company has notice that such other annual certifications will be required.

         o        The Company shall maintain its servicing system in accordance with the requirements of the Master Servicer.

         28.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit K:

                                                     EXHIBIT K

                                           FORM OF COMPANY CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

         I,   ____________________________,   the   _______________________  of  [NAME  OF  COMPANY]  (the
"Company"),   certify  to  [the  Purchaser],  [the  Depositor],  and  the  [Master  Servicer]  [Securities
Administrator]  [Trustee],  and their  officers,  with the  knowledge  and intent that they will rely upon this certification, that:

                  I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the  "Company
         Servicing Information");

                  Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the  period of time  covered  by the  Company  Servicing
         Information;

                  Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

                  I am  responsible  for  reviewing  the  activities  performed by the Company as Servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

The  Compliance  Statement  required to be delivered by the Company  pursuant to this  Agreement,  and the
Servicing  Assessment  and  Attestation  Report  required  to be  provided  by  the  Company  and  by  any
Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the [Depositor]  [Master
Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the
[Depositor]  [Master  Servicer].  Any material instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

         29.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit L:

                                                EXHIBIT L

                             SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit L is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit L and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

         -Provide  static  pool  information  with  respect  to  mortgage  loans that were  originated  or purchased by the Company and which are of the same type as the Mortgage Loans.

         -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

         -If the  Company  has less than 3 years  experience  securitizing  assets of the same type as the
Mortgage  Loans,  the  Company  may  provide the static  pool  information  by vintage  origination  years regarding loans originated or purchased by the Company,  instead of by prior  securitized  pool. A vintage origination year represents mortgage loans originated during the same year.

         -Such static pool  information  shall be for the prior five years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

         -The static pool  information for each vintage  origination  year or prior  securitized  pool, as applicable,  shall be  presented in monthly or quarterly  increments  over the life of the mortgage  loans included in the vintage origination year or prior securitized pool.

         -Provide summary  information for the original  characteristics of the prior securitized pools or vintage  origination years, as applicable and material,  including:  number of pool assets,  original pool balance,  weighted  average initial loan balance,  weighted  average  mortgage rate,  weighted average and minimum and maximum  FICO,  product  type,  loan  purpose,  weighted  average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

         Provide the following  information  with respect to each  servicer  that will service,  including interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the
Pass-Through Transfer:

         -a description of the Company's form of organization;

         -a description of how long the Company has been servicing  residential  mortgage loans; a general discussion  of the  Company's  experience  in  servicing  assets  of any  type as well as a more  detailed discussion of the  Company's  experience  in, and  procedures  for the servicing  function it will perform under this Agreement and any Reconstitution  Agreements;  information regarding the size,  composition and growth of the  Company's  portfolio  of  mortgage  loans of the type  similar  to the  Mortgage  Loans and information  on factors  related to the Company that may be material to any  analysis of the  servicing of the Mortgage Loans or the related asset-backed  securities,  as applicable,  including whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the Company,  whether any material  noncompliance with applicable  servicing criteria as to any other  securitization has been disclosed or reported by the Company,  and the extent of outsourcing the Company uses;

         -a description of any material  changes to the Company's  policies or procedures in the servicing function it will perform under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding the Company's  financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing  resulting  from such financial  condition  could have a material impact on the performance of the securities  issued in the  Pass-Through  Transfer,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage
Loans, and the Company's processes and procedures designed to address such factors;

         -statistical  information  regarding  principal and interest  advances made by the Company on the
Mortgage Loans and the Company's overall servicing portfolio for the past three years; and

         -the Company's process for handling delinquencies,  losses,  bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

         -Identify any originator or group of affiliated  originators that  originated,  or is expected to originate,  10% or more of the  mortgage  loans in any  loan  group in the  securitization  issued  in the
Pass-Through Transfer.

Item 1110(b)

         Provide  the  following  information  with  respect  to any  originator  or group  of  affiliated originators  that originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -the Company's form of organization; and

         -a  description  of the Company's  origination  program and how long the Company has been engaged in originating  residential  mortgage loans,  which description must include a discussion of the Company's experience  in  originating  mortgage  loans  of the  same  type as the  Mortgage  Loans  and  information regarding the size and  composition of the Company's  origination  portfolio as well as  information  that may be  material  to an  analysis  of the  performance  of  the  Mortgage  Loans,  such  as the  Company's credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

         -describe  any legal  proceedings  pending  against the  Company or against any of its  property, including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

         -describe any  affiliations of the Company,  each other originator of the Mortgage Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer, any  significant  obligor,  enhancement or support  provider or any other material  parties related to the
Pass-Through Transfer.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding entered  into  outside of the  ordinary  course of business  or on terms  other than those  obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer,  between the
Company,  each  other  originator  of the  Mortgage  Loans  and  each  Subservicer,  or  their  respective affiliates,  and the sponsor,  depositor or issuing  entity or their  respective  affiliates,  that exists currently  or has  existed  during the past two years,  that may be material  to the  understanding  of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material terms and approximate dollar amount involved,  between the Company,  each other originator of the Mortgage Loans and each  Subservicer,  or their  respective  affiliates  and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

         30.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit M:

                                                EXHIBIT M

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment  of  compliance  to be delivered by [the  Company]  [Name of  Subservicer]  shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up Servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the
                        Servicer's records with respect to an obligor's unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the
                        Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        ---------------------------------------------------------------------

----------------------- --------------------------------------------------------------------- -----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:      _________________________
                                                     Name:
                                                     Title:

         31.      The Agreement is hereby amended as of the date hereof by adding the following new
Exhibit N:

                                                     EXHIBIT N

                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                           The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total  Interest Due less the aggregate  amount of servicing fee that would have been earned  if all  delinquent  payments  had been made as  agreed.  For  documentation,  an
                  Amortization  Schedule  from date of default  through  liquidation  breaking out the net interest and servicing fees advanced is required.
         3.       Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation,  an Amortization Schedule from date of  default  through  liquidation  breaking  out the net  interest  and  servicing  fees advanced is required.
         4-12.    Complete as applicable.  Required documentation:
                           * For  taxes  and  insurance  advances  - see  page 2 of 332  form -  breakdown required showing period
                              of  coverage,  base  tax,  interest,  penalty.  Advances  prior  to  default require evidence of Servicer efforts to recover advances.
                            *  For escrow advances - complete payment history
                               (to calculate advances from last positive escrow balance forward)
                           *  Other expenses -  copies of corporate advance history showing all payments
                           *  REO repairs > $1500 require explanation
                           *  REO repairs >$3000 require evidence of at least 2 bids.
                           * Short  Sale or Charge Off  require  P&L  supporting  the  decision  and WFB's approved Officer Certificate
                           *  Unusual or extraordinary items may require further documentation.
         13.              The total of lines 1 through 12.
         Credits:

         14-21.   Complete as applicable.  Required documentation:
                          * Copy of the HUD 1 from the REO sale.  If a 3rd Party  Sale,  bid  instructions and Escrow Agent / Attorney
                             Letter of Proceeds Breakdown.
                          *  Copy of EOB for any MI or gov't guarantee
                          *  All other credits need to be clearly defined on the 332 form
         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The  total  derived  from  subtracting  line 22 from  13.  If the  amount  represents  a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

____________________________________________________________________________________________________________________________
Servicer Loan No.                     Servicer Name                             Servicer Address

____________________________________________________________________________________________________________________________

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If "Yes", provide deficiency or cramdown amount ___________________________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                  $ _______________(1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                              ________________(10)
         (11) FC Costs/Other Legal Expenses                                     ________________(11)
         (12) Other (itemize)                                                   ________________(12)
                  Cash for Keys__________________________                       ________________(12)
                  HOA/Condo Fees_______________________                         ________________(12)
                  ______________________________________                        ________________(12)

                  Total Expenses                                               $ _______________(13)
         Credits:
         (14) Escrow Balance                                                   $ _______________(14)
         (15) HIP Refund                                                        ________________(15)
         (16) Rental Receipts                                                   ________________(16)
         (17) Hazard Loss Proceeds                                              ________________(17)
         (18) Primary Mortgage Insurance / Gov't Insurance                      ________________(18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                           ________________(19)
         (20) Proceeds from Sale of Acquired Property                           ________________(20)
         (21) Other (itemize)                                                   ________________(21)
              _________________________________________                         ________________(21)

              Total Credits                                                    $________________(22)
         Total Realized Loss (or Amount of Gain)                               $________________(23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

         32.      Except as amended  above,  the Agreement  shall  continue to be in full force and effect in accordance with its terms.

         33.      This  Amendment  may be executed  by one or more of the parties  hereto on any number of separate  counterparts and of said  counterparts  taken together shall be deemed to constitute one and the same instrument.

                                         [SIGNATURE PAGES FOLLOW]

         IN WITNESS  WHEREOF,  the following  parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                              EMC MORTGAGE CORPORATION,
                                                                       as Purchaser

                                                              By:________________________________
                                                              Name:
                                                              Title:

                                                              CHEVY CHASE BANK, F.S.B.,
                                                                       as Company

                                                              By:________________________________
                                                              Name:
                                                              Title:

                                                                                                                        EXHIBIT H-3

                                 MASTER MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a  Master  Mortgage  Loan  Purchase  Agreement  (the  "Agreement"),  dated as of
November 1, 2002,  by and between EMC Mortgage  Corporation,  having an office at Mac Arthur Ridge II, 909
Hidden Ridge Drive,  Suite 200,  Irving,  Texas  75014-1358 (the  "Purchaser") and Countrywide Home Loans,
Inc., having an office at 4500 Park Granada, Calabasas, CA 91302 (the "Seller").

                                           W I T N E S S E T H:

                  WHEREAS,  the  Seller  may  agree to sell,  and the  Purchaser  may  agree to  purchase,
certain   residential   fixed  and  adjustable   rate  mortgage   loans  (the   "Mortgage   Loans")  on  a
servicing-retained  basis from time to time,  pursuant to the terms of one or more trade  confirmations by and between  the Seller and the  Purchaser  (each,  a  "Confirmation")  and term sheet  agreements  by and between Seller and Purchaser (each, a "Term Sheet Agreement");

                  WHEREAS,  the Mortgage  Loans as described  herein shall be delivered in groups of whole loans on the various dates (each, a "Closing Date"), as provided on the related Term Sheet Agreement;

                  WHEREAS,  the parties  intend  hereby to set forth the terms and  conditions  upon which the proposed transactions will be effected;

                  NOW  THEREFORE,  in  consideration  of the promises and the mutual  agreements set forth herein, the parties hereto agree as follows:

                  All  capitalized  terms not otherwise  defined herein have the  respective  meanings set forth in the Seller's  Warranties and Servicing  Agreement,  dated as of September 1, 2002 (the "Seller's
Warranties and Servicing Agreement").

                  Agreement  to Purchase.  The Seller may agree to sell,  and the  Purchaser  may agree to purchase,  from time to time,  Mortgage  Loans,  which Mortgage  Loans will be delivered  pursuant to this
Agreement,  the Seller's  Warranties  and  Servicing  Agreement and the Term Sheet  Agreement  between the
Purchaser and the Seller.

                  Mortgage  Schedules.  On or prior to the date three  Business Days prior to each related
Closing Date,  the Seller will provide the Purchaser  with a Mortgage Loan Schedule in electronic  format, setting  forth the  Mortgage  Loans (and all  related  Mortgage  Loan Data as agreed to by  Purchaser  and
Seller) to be  purchased  under this  Agreement,  which  Mortgage  Loan  Schedule  shall be attached as an exhibit to the related Term Sheet Agreement.

                  Purchase  Price.  The  purchase  price for the  Mortgage  Loans (the  "Purchase  Price")
shall  be the  percentage  of par as  stated  in the  related  Term  Sheet  Agreement,  multiplied  by the aggregate  principal balance,  as of the related Cut-off Date, of the Mortgage Loans listed on the related
Mortgage  Loan  Schedule,  after  application  of  scheduled  payments of  principal  due on or before the related Cut-off Date whether or not collected.

                  In addition to the Purchase  Price as described  above,  the Purchaser  shall pay to the
Seller,  at closing,  accrued  interest on the initial  principal  amount of the related Mortgage Loans at the Weighted  Average Net Mortgage  Interest Rate (as stated in the related Term Sheet Agreement) from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

                  The  Purchaser  shall be entitled to (1) all  scheduled  principal due after the related
Cut-off Date, (2) all other  recoveries of principal  collected  after the related Cut-off Date (provided, however,  that all  scheduled  payments  of  principal  due on or  before  the  related  Cut-off  Date and collected by the Seller after the related  Cut-off Date shall belong to the Seller),  and (3) all payments of interest on the Mortgage  Loans at the Mortgage  Loan  Remittance  Rate (minus that portion of any such payment which is allocable to the period prior to the related  Cut-off  Date).  The  principal  balance of each Mortgage  Loan as of the related  Cut-off Date will be determined  after  application  of payments of principal  due on or before the related  Cut-off Date  whether or not  collected.  Therefore,  payments of scheduled  principal  and  interest  prepaid for a due date beyond the related  Cut-off  Date shall not be applied to the principal  balance as of the related  Cut-off Date.  Such prepaid  amounts (minus  interest at the  Servicing  Fee Rate) shall be the property of the  Purchaser.  The Seller  shall  deposit any such prepaid  amounts  into the  Custodial  Account,  which  account  is  established  for the  benefit  of the
Purchaser  for  subsequent  remittance  by the Seller to the  Purchaser.  All  payments of  principal  and interest,  minus  interest at the Servicing Fee Rate,  due on the first day of the month after the related
Cut-off Date shall belong to the Purchaser.

                  Examination  of Mortgage  Files.  Prior to the related  Closing  Date,  the Seller shall
(a) deliver to the Purchaser in escrow,  under a bailee  letter,  for  examination,  the Mortgage File for each Mortgage Loan,  including a copy of the Assignment of Mortgage,  pertaining to each Mortgage Loan, or
(b) make the Mortgage Files  available to the Purchaser for  examination  at the Seller's  offices or such other location as shall  otherwise be agreed upon by the Purchaser and the Seller.  Such  examination  may be made by the Purchaser,  or by any  prospective  purchaser of the Mortgage Loans from the Purchaser,  at any time before or after the  related  Closing  Date upon prior  reasonable  notice to the Seller.  If the
Purchaser  makes such  examination  prior to the related  Closing Date and  identifies  any Mortgage Loans which do not  materially  conform  to the  terms  of the  Confirmation,  this  Agreement,  the Term  Sheet
Agreement and the Seller's Warranties and Servicing  Agreement,  such Mortgage Loans shall be deleted from the related  Mortgage Loan  Schedule,  and,  pursuant to Section 3 of this  Agreement,  may be replaced by substitute  Mortgage  Loans  acceptable to the  Purchaser.  The  Purchaser  may, at its option and without notice to the  Seller,  purchase  all or part of the  Mortgage  Loans  without  conducting  any partial or complete  examination.  The fact that the  Purchaser or any  prospective  purchaser of the Mortgage  Loans has  conducted or has failed to conduct any partial or complete  examination  of the Mortgage  Files shall not affect the  Purchaser's  (or any of its  successor's)  rights to demand  repurchase,  substitution  or other relief as provided under the Seller's Warranties and Servicing Agreement.

                  Representations,   Warranties   and   Agreements  of  Seller.   The  Seller  agrees  and
acknowledges  that it shall, as a condition to the consummation of the transactions  contemplated  hereby, make the  representations  and  warranties  specified in Section 3.01 and 3.02 of the Seller's  Warranties
and  Servicing  Agreement,  as of the  related  Closing  Date.  The  Seller,  without  conceding  that the
Mortgage  Loans are  securities,  hereby makes the following  additional  representations,  warranties and agreements which shall be deemed to have been made as of the related Closing Date:

                  neither the Seller nor anyone  acting on its behalf has offered,  transferred,  pledged, sold or  otherwise  disposed  of any  Mortgage  Loans,  any  interest in any  Mortgage  Loans or any other similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of any Mortgage  Loans,  any interest in any Mortgage Loans or any other similar  security from, or otherwise approached or negotiated  with respect to any Mortgage  Loans,  any interest in any Mortgage  Loans or any other  similar  security  with,  any person in any manner,  or made any general  solicitation  by means of general  advertising  or in any  other  manner,  or taken  any  other  action  which  would  constitute  a distribution  of the  Mortgage  Loans  under the  Securities  Act of 1933 (the "1933  Act") or which would render  the  disposition  of any  Mortgage  Loans a  violation  of  Section  5 of the 1933 Act or  require registration  pursuant thereto,  nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                  the Seller has not dealt with any broker or agent or anyone  else who might be  entitled to a fee or commission in connection with this transaction other than the Purchaser.

                  Representations,   Warranties  and  Agreement  of  Purchaser.  The  Purchaser,   without
conceding that the Mortgage Loans are securities,  hereby makes the following representations,  warranties and agreements, which shall have been deemed to have been made as of the related Closing Date:

                  the Purchaser  understands  that the Mortgage Loans have not been  registered  under the
1933 Act or the securities laws of any state;

                  the Purchaser is acquiring  the Mortgage  Loans for its own account only and not for any other person;

                  the Purchaser  considers  itself a  substantial,  sophisticated  institutional  investor having such  knowledge and  experience in financial and business  matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

                  the Purchaser  has been  furnished  with all  information  regarding the Mortgage  Loans which it has requested from the Seller or the Company; and

                  neither  the  Purchaser  nor  anyone  acting on its  behalf  has  offered,  transferred, pledged,  sold or otherwise  disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of any Mortgage  Loan,  any interest in any Mortgage  Loan or any other similar  security  from, or otherwise approached  or  negotiated  with respect to any Mortgage  Loan,  any interest in any Mortgage  Loan or any other  similar  security  with,  any person in any manner,  or made any general  solicitation  by means of general  advertising  or in any  other  manner,  or taken  any  other  action  which  would  constitute  a distribution  of the  Mortgage  Loans  under the 1933 Act or which  would  render the  disposition  of any
Mortgage  Loan a violation  of Section 5 of the 1933 Act or require  registration  pursuant  thereto,  nor will it act, nor has it  authorized  or will it  authorize  any person to act, in such manner with respect to the Mortgage Loans.

                  Closing.  The  closing  for the  purchase  and sale of the  Mortgage  Loans,  shall take place on the related Closing Date. At the  Purchaser's  option,  the related  Closing shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree; or conducted in person,  at such place as the parties shall agree.

                  Each closing shall be subject to each of the following conditions:

                  all of the representations  and warranties of the Seller under this Agreement,  the Term
Sheet  Agreement and under the Seller's  Warranties and Servicing  Agreement  shall be true and correct as of the related  Closing Date and no event shall have occurred  which,  with notice or the passage of time, would  constitute a default under this  Agreement,  the Term Sheet  Agreement or an Event of Default under the Seller's Warranties and Servicing Agreement;

                  the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow,  all closing  documents as specified in Section 9 of this  Agreement,  in such forms as are agreed upon and  acceptable  to the  Purchaser,  duly  executed by all  signatories  as required  pursuant to the respective terms thereof;

                  the Seller  shall have  delivered  and  released  to the  Custodian  under the  Seller's
Warranties and Servicing Agreement all documents required pursuant to the Custodial Agreement; and

                  all other terms and  conditions  of this  Agreement and the Term Sheet  Agreement  shall have been complied with.

                  Subject  to the  foregoing  conditions,  the  Purchaser  shall pay to the  Seller on the related Closing Date the Purchase Price,  plus accrued  interest  pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

                  Closing  Documents.  On or before the initial  Closing Date,  the Seller shall submit to the Purchaser fully executed originals of the following documents:

                  the Seller's  Warranties  and  Servicing  Agreement,  dated as of September 1, 2002,  in three counterparts; and

                  this Agreement, in three counterparts.
                  On or before each Closing  Date,  including the initial  Closing Date,  the Seller shall submit to the Purchaser fully executed originals of the following documents:

                  1.         the related Confirmation;

                  2.         the related Mortgage Loan Schedule;

                  a Custodian's Certification, as required under the Custodial Agreement;

                  a Custodial  Account  Certification  or Custodial  Account Letter  Agreement as required under the Seller's Warranties and Servicing Agreement;

                  an Escrow Account  Certification or Escrow Account Letter  Agreement,  as required under the Seller's Warranties and Servicing Agreement (if required);

                  an  Officer's  Certificate  of Seller,  in the form of Exhibit 1 hereto,  including  all attachments thereto;

                  an Opinion of Counsel of the Seller in the form of Exhibit 2 hereto;

                  the related Term Sheet Agreement in the form of Exhibit 3 hereto; and

                  an Escrow Letter, dated as of the Cut-off Date, in three counterparts.

                  Servicing.  The  Mortgage  Loans shall be serviced in  accordance  with the terms of the
Seller's  Warranties and Servicing  Agreement.  The Seller shall be entitled to servicing fees  calculated as provided  therein,  at the Servicing Fee Rate set forth in the related  Confirmation and the Term Sheet
Agreement, and ancillary fees.

                  Financial  Statements.  The Seller  understands  that in connection with the Purchaser's marketing  of the  Mortgage  Loans,  the  Purchaser  shall make  available  to  prospective  purchasers  a
Consolidated  Statement of  Operations  of the Seller for the most  recently  completed  five fiscal years respecting  which such a statement is available,  as well as a Consolidated  Statement of Condition at the end of the last two fiscal years  covered by such  Consolidated  Statement of  Operations.  The  Purchaser
shall also make available any comparable  interim  statements to the extent any such  statements have been prepared by the Seller and  disclosed to the public.  The Seller,  if it has not already  done so,  agrees to furnish  promptly to the Purchaser  copies of the  statements  specified  above.  The Seller shall also make  available  information on its servicing  performance  with respect to loans in its own portfolio and loans serviced for others (if any), including loss and delinquency ratios.

                  The Seller also agrees,  upon  reasonable  prior notice and during  business  hours,  to allow access to a  knowledgeable  (as shall be determined by the Seller)  financial or accounting  officer for the purpose of answering  questions asked by any prospective  purchaser  regarding recent developments affecting the Seller or the financial statements of the Seller.

                  Confidentiality.  The parties  hereto shall keep  confidential  and shall not divulge to any party,  without the other's prior written  consent,  the Purchase  Price paid by the Purchaser for the
Mortgage  Loans,  except to the extent  that it is  appropriate  for such  party to do so in working  with legal counsel, auditors, taxing authorities or other governmental agencies.

                  Costs.  The  Purchaser  shall pay any  commissions  due its  salesmen and the legal fees and  expenses of its  attorneys.  The Seller  shall pay for the  physical  delivery of the  Mortgage  Loan
Documents to the Custodian,  and all the costs and expenses  incurred in connection  with the transfer and delivery of the Mortgage  Loans,  including  fees for title policy  endorsements  and  continuations.  The initial  recordation  fees for the Assignments of Mortgage from the Seller to the Purchaser or Purchaser's designee  shall be paid by the Seller.  In addition,  in the event of an Agency  Transfer or  Pass-Through
Transfer  where the  subsequent  purchaser  is not a MERS  subscriber,  the Seller  shall  ensure that the
Assignment  of Mortgage for each Mortgage  Loan be assigned in blank,  in recordable  form, at the expense of the  Seller.  All fees,  costs and  expenses  associated  with the  preparation  of the  Assignment  of
Mortgages  so as to be in a form  acceptable  for  recordation,  as well as the  costs for  recording  and tracking the  Assignments of Mortgage from the Seller to either the Purchaser or the  Purchaser's  initial designee, shall be paid for by the Seller.

                  Notices.  All  demands,  notices and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if  mailed,  by  registered  or  certified  mail,  return  receipt requested,  or, if by other  means,  when  received by the other  party at the address  shown on the first page hereof,  or such other address as may  hereafter be furnished to the other party by like notice.  Any such  demand,  notice  or  communication  hereunder  shall be deemed  to have  been  received  on the date delivered to or received at the premises of the  addressee  (as  evidenced,  in the case of  registered or certified mail, by the date noted on the return receipt).

                  Severability   Clause.  Any  part,   provision,   representation  or  warranty  of  this
Agreement or the Term Sheet  Agreement  which is prohibited  or which is held to be void or  unenforceable shall be  ineffective to the extent of such  prohibition  or  unenforceability  without  invalidating  the remaining  provisions  hereof.  Any part,  provision,  representation or warranty of this Agreement or the
Term Sheet Agreement which is prohibited or  unenforceable  or is held to be void or  unenforceable in any jurisdiction  shall  be  ineffective,  as to such  jurisdiction,  to the  extent  of such  prohibition  or unenforceability  without  invalidating  the remaining  provisions  hereof,  and any such  prohibition  or
unenforceability   in  any   jurisdiction  as  to  any  Mortgage  Loan  shall  not  invalidate  or  render unenforceable  such provision in any other  jurisdiction.  To the extent  permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or  unenforceable  any provision hereof.  If the  invalidity of any part,  provision,  representation  or warranty of this Agreement or the
Term Sheet  Agreement  shall  deprive any party of the economic  benefit  intended to be conferred by this
Agreement  or the Term  Sheet  Agreement,  the  parties  shall  negotiate,  in  good-faith,  to  develop a structure the economic  effect of which is as close as possible to the economic  effect of this  Agreement and/or the Term Sheet Agreement without regard to such invalidity.

                  Counterparts.   This  Agreement  may  be  executed   simultaneously  in  any  number  of
counterparts.  Each  counterpart  shall be  deemed  to be an  original,  and all such  counterparts  shall constitute one and the same instrument.

                  Place of  Delivery  and  Governing  Law.  This  Agreement  and the Term Sheet  Agreement
shall be deemed in effect when a fully  executed  counterpart  thereof is received by the Purchaser in the
State of New York and shall be deemed to have been made in the State of New York.  The  Agreement  and the
Term Sheet  Agreement  shall be  construed  in  accordance  with the laws of the State of New York and the obligations,  rights and remedies of the parties  hereunder  shall be determined  in  accordance  with the laws of the State of New York, except to the extent preempted by Federal law.

                  Further  Agreements.  The  Purchaser and the Seller each agree to execute and deliver to the other such  additional  documents,  instruments  or agreements as may be necessary or  appropriate  to effectuate the purposes of this Agreement and the Term Sheet Agreement.

                  Without  limiting the generality of the foregoing,  the Seller shall  cooperate with the
Purchaser  in  connection  with the  initial  resales  of the  Mortgage  Loans by the  Purchaser.  In that connection,  the Seller  shall  provide to the  Purchaser:  (i) any and all  information  and  appropriate verification  of information,  whether  through  letters of its auditors and counsel or otherwise,  as the
Purchaser shall  reasonably  request;  and (ii) such additional  representations,  warranties,  covenants, opinions of counsel,  letters  from  auditors,  and  certificates  of public  officials or officers of the
Seller as are  reasonably  believed  necessary  by the  Purchaser in  connection  with such  resales.  The requirement  of the Seller  pursuant  to (ii) above  shall  terminate  on the related  Closing  Date.  The
Purchaser shall reimburse the Seller for expenses incurred by the Seller pursuant to this Section 18.

                  Intention of the Parties.  It is the  intention of the parties that the  Purchaser  will be  purchasing,  and the Seller will be selling,  an  undivided  100%  ownership  interest in the Mortgage
Loans and not a debt instrument of the Seller or another  security.  Accordingly,  the parties hereto each intend to treat the  transaction  for Federal income tax purposes as a sale by the Seller,  and a purchase by the Purchaser,  of the Mortgage Loans.  Moreover,  the  arrangement  under which the Mortgage Loans are held shall be consistent  with  classification  of such  arrangement as a grantor trust in the event it is not found to represent  direct  ownership of the Mortgage  Loans.  The  Purchaser  shall have the right to review the Mortgage  Loans and the related  Mortgage  Loan Files to determine the  characteristics  of the
Mortgage  Loans which shall affect the Federal  income tax  consequences  of owning the Mortgage Loans and the Seller  shall  cooperate  with all  reasonable  requests  made by the  Purchaser in the course of such review.

                  Successors  and Assigns;  Assignment of Agreement.  This  Agreement and the related Term
Sheet  Agreement  shall  bind  and  inure to the  benefit  of and be  enforceable  by the  Seller  and the
Purchaser  and the  respective  successors  and  assigns  of the Seller and the  Purchaser.  The  Seller's obligations to sell the Mortgage  Loans to the Purchaser  shall not be assigned,  pledged or  hypothecated by the Seller to a third party without the consent of the Purchaser.

                  Waivers;  Other  Agreements.  No term or provision of this Agreement or the related Term
Sheet  Agreement may be waived or modified  unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                  Exhibits.  The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part hereof and are an integral part of this Agreement.

                  General  Interpretive  Principles.  For purposes of this Agreement,  except as otherwise expressly provided or unless the context otherwise requires:

                  the terms  defined  in this  Agreement  or the  related  Term Sheet  Agreement  have the meanings  assigned to them in this  Agreement or the related Term Sheet  Agreement  and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

                  references  herein to "Articles",  "Sections",  "Subsections",  "Paragraphs",  and other subdivisions  without  reference  to  a  document  are  to  designated  Articles,  Sections,  Subsections,
Paragraphs and other subdivisions of this Agreement or the related Term Sheet Agreement;

                  a reference to a  Subsection  without  further  reference to a Section is a reference to such  Subsection  as  contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

                  the words  "herein",  "hereof",  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  the  term  "include"  or  "including"  shall  mean  without   limitation  by  reason  of
enumeration.

                  Reproduction  of Documents.  This Agreement or the related Term Sheet  Agreement and all documents relating thereto,  including,  without limitation, (a) consents, waivers and modifications which may  hereafter  be  executed,  (b)  documents  received  by any party at the  closing,  and (c)  financial statements,  certificates and other information  previously or hereafter  furnished,  may be reproduced by any photographic,  photostatic,  microfilm,  micro-card,  miniature photographic or other similar process.
The parties agree that any such  reproduction  shall be  admissible in evidence as the original  itself in any judicial or  administrative  proceeding,  whether or not the  original is in existence  and whether or not such  reproduction  was made by a party in the regular course of business,  and that any  enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  IN WITNESS  WHEREOF,  the Seller and the Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                                          EMC MORTGAGE CORPORATION
                                                              (Purchaser)

                                                          By:______________________________________________________
                                                          Name:    Ralene Ruyle
                                                          Title:       President

                                                          COUNTRYWIDE HOME LOANS, INC.
                                                              (Seller)

                                                          By:______________________________________________________
                                                          Name:____________________________________________________
                                                          Title:___________________________________________________

                                                EXHIBIT 1

                                     COMPANY'S OFFICER'S CERTIFICATE

                  I,  ____________________,  hereby certify that I am the duly elected [Vice] President of
Countrywide  Home Loans,  Inc., a state  chartered  institution  organized  under the laws of the state of
[____________], (the "Company") and further as follows:

                  Attached  hereto as Exhibit A is a true,  correct  and  complete  copy of the charter of the Company  which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

                  Attached  hereto as Exhibit B is a true,  correct and complete copy of the bylaws of the
                           Company  which are in effect on the date  hereof  and which have been in effect without amendment, waiver, rescission or modification.

                  Attached  hereto  as  Exhibit  C is an  original  certificate  of good  standing  of the
                           Company,  issued within ten days of the date hereof,  and no event has occurred since the date thereof which would impair such standing.

                  Attached  hereto as Exhibit D is a true,  correct  and  complete  copy of the  corporate resolutions  of the Board of Directors of the Company  authorizing  the Company to execute and deliver  agreements  similar  to, and to  undertake  all actions necessary  to  consummate  the  transactions  contemplated  under,  the  Master
                           Mortgage Loan Purchase  Agreement,  and the Seller's  Warranties  and Servicing
                           Agreement and such  resolutions  are in effect on the date hereof and have been in effect without amendment, waiver rescission or modification.

                  Either (i) no consent,  approval,  authorization  or order of any court or  governmental agency or body is required for the execution,  delivery and  performance by the
                           Company of or compliance by the Company with the Master  Mortgage Loan Purchase
                           Agreement,  dated as of November  1, 2002 (the  "Purchase  Agreement"),  by and
                           between  the  Company  and EMC  Mortgage  Corporation  (the  "Purchaser"),  the
                           related Term Sheet Agreement dated  ________,  and the Seller's  Warranties and
                           Servicing Agreement,  dated as of September 1, 2002, by and between the Company and the Purchaser  (the "Seller's  Warranties and Servicing  Agreement") or the
                           sale  of  the  mortgage  loans  or  the   consummation   of  the   transactions
                           contemplated  by the  Agreements;  or  (ii)  any  required  consent,  approval, authorization or order has been obtained by the Company.

                  Neither the  consummation of the  transactions  contemplated  by, nor the fulfillment of the terms of the Purchase  Agreement or the Seller's  Warranties  and Servicing
                           Agreement,  conflicts  or will  conflict  with or results  or will  result in a breach of or  constitutes  or will  constitute  a default  under the charter or by-laws  of the  Company,  the terms of any  indenture  or other  agreement  or instrument  to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations,  writ, injunction or decree of any court,  governmental  authority or  regulatory  body to which the
                           Company is subject or by which it is bound.

                  To the best of my  knowledge,  there is no action,  suit,  proceeding  or  investigation pending or threatened against the Company which, in my judgment,  either in any one instance or in the aggregate,  may result in any material adverse change in the  business,  operations,  financial  condition,  properties or assets of the
                           Company or in any  material  impairment  of the right or ability of the Company to carry on its  business  substantially  as now  conducted  or in any material liability  on the part of the  Company or which  would draw into  question  the validity of the Purchase  Agreement,  the  Seller's  Warranties  and  Servicing
                           Agreement,  or the  mortgage  loans  or of any  action  taken or to be taken in connection with the transactions  contemplated hereby, or which would be likely to impair  materially  the ability of the Company to perform under the terms of the Purchase Agreement or the Seller's Warranties and Servicing Agreement.

                  Each person  listed on Exhibit E attached  hereto  who, as an officer or  representative of the Company, signed (a) the Purchase Agreement,  (b) the Seller's Warranties
                           and Servicing  Agreement,  and (c) any other document delivered prior hereto or on the date hereof in connection  with any purchase  described in the Agreement was, at the respective  times of such signing and delivery,  and is now, a duly elected or appointed,  qualified and acting  officer or  representative  of the
                           Company,  who holds the office set forth opposite his or her name on Exhibit E, and the  signatures  of such  persons  appearing  on such  documents  are their genuine signatures.

                  The  Company  is  duly   authorized  to  engage  in  the   transactions   described  and
                           contemplated in the Purchase  Agreement,  the Seller's Warranties and Servicing
                           Agreement.

                  The  Mortgage  Loans  are  not  subject  to  any  security  interest,   claim,   pledge,
                           hypothecation or lien.

                  IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:_____________________________                     By:_________________________________________
                                                        Name:
                        [Seal]                          Title: [Vice] President

                  I,  ________________________,  an [Assistant] Secretary of Countrywide Home Loans, Inc.,
hereby  certify that  ____________  is the duly  elected,  qualified  and acting  [Vice]  President of the
Company and that the signature appearing above is [her] [his] genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:_____________________________                     By:_________________________________________
                                                        Name:
                        [Seal]                          Title: [Assistant] Secretary

                                               EXHIBIT E to
                                     Company's Officer's Certificate

                 Name                                    Title                                Signature

                                                                                ______________________________________

                                                                                ______________________________________

                                                                                ______________________________________

                                                                                ______________________________________

                                                                                ______________________________________

                                                                                ______________________________________

                                                                                ______________________________________

                                                                                ______________________________________

                                                EXHIBIT 2

                                [FORM OF OPINION OF COUNSEL TO THE SELLER]

                                                                       (date)

[EMC Mortgage Corporation]

Dear Sirs:

                  You have requested  [our] [my] opinion,  as [Assistant]  General  Counsel to Countrywide
Home Loans,  Inc. (the  "Company"),  with respect to certain  matters in  connection  with the sale by the
Company of the Mortgage  Loans  pursuant to that certain  Master  Mortgage Loan Purchase  Agreement by and between the Company and EMC Mortgage  Corporation  (the  "Purchaser"),  dated as of November 1, 2002, (the
"Purchase  Agreement") which sale is in the form of whole Mortgage Loans delivered  pursuant to a Seller's
Warranties  and  Servicing  Agreement  dated as of  September  1, 2002 by and  between the Company and the
Purchaser (the "Seller's  Warranties and Servicing  Agreement")  Capitalized  terms not otherwise  defined herein have the meanings set forth in the Purchase  Agreement  and the Seller's  Warranties  and Servicing
Agreement.

                  [We] [I] have examined the following documents:

                  1.       the Purchase Agreement;

                  2.       the Seller's Warranties and Servicing Agreement;

                  3.       the form of Assignment of Mortgage;

                  4.       the form of endorsement of the Mortgage Notes; and

                  5.       such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

                  To the extent [we] [I] have deemed  necessary and proper,  [we] [I] have relied upon the representations  and  warranties  of the Company  contained in the Purchase  Agreement and in the Seller's
Warranties and Servicing  Agreement.  [We] [I] have assumed the  authenticity  of all documents  submitted to me as originals,  the  genuineness of all  signatures,  the legal  capacity of natural  persons and the conformity to the originals of all documents.

                  Based upon the foregoing, it is [our] [my] opinion that:

         The Company is a corporation  duly  organized,  validly  existing and in good standing  under the laws of the  [____________]  and is  qualified  to transact  business in, and is in good standing under, the laws of the state of _________________.

         The Company has the power to engage in the  transactions  contemplated by the Purchase  Agreement and the Seller's Warranties and Servicing  Agreement and all requisite power,  authority and legal right to execute and deliver the Purchase  Agreement,  the Seller's Warranties and  Servicing  Agreement,  and the Mortgage  Loans and to perform and observe the terms and conditions of such instruments.

         Each of the  Purchase  Agreement,  the  Seller's  Warranties  and  Servicing  Agreement,  and the
                  Mortgage  Loans has been duly  authorized,  executed and delivered by the Company and is a legal,  valid and binding  agreement  enforceable  in accordance  with its  respective terms  against  the  Company,  subject  to  bankruptcy  laws and other  similar  laws of general  application  affecting  rights of creditors and subject to the  application  of
                  the  rules  of  equity,   including  those   respecting  the  availability  of  specific
                  performance,  none of  which  will  materially  interfere  with the  realization  of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

         The Company  has duly  authorized  its  officers  to execute  any and all  documents  by original
                  signature  in  order  to  complete  the   transactions   contemplated  by  the  Purchase
                  Agreement,  the Seller's Warranties and Servicing  Agreement,  and by original signature in order to execute  the  endorsements  to the  Mortgage  Notes and the  Assignments  of
                  Mortgages,  and the  original  signature  of the  officer at the Company  executing  the endorsements  to the Mortgage  Notes and the  Assignments  of Mortgages  represents  the legal and valid signature of said officer of the Company.

         Either (i) no consent,  approval,  authorization or order of any court or governmental  agency or body is  required  for the  execution,  delivery  and  performance  by the Company of or compliance  by the Company with the Purchase  Agreement,  the  Seller's  Warranties  and
                  Servicing   Agreement,   or  the  sale  and  delivery  of  the  Mortgage  Loans  or  the consummation  of  the  transactions  contemplated  by the  Purchase  Agreement  and  the
                  Seller's  Warranties and Servicing  Agreement;  or (ii) any required consent,  approval, authorization or order has been obtained by the Company.

         Neither the  consummation of the  transactions  contemplated by, nor the fulfillment of the terms of, the Purchase  Agreement,  the Seller's  Warranties and Servicing  Agreement,  or the
                  Mortgage  Loans  conflicts or will  conflict  with or results or will result in a breach of or  constitutes  or will  constitute  a default  under the  charter or by-laws of the
                  Company,  the terms of any  indenture  or other  agreement  or  instrument  to which the
                  Company is a party or by which it is bound or to which it is subject,  or  violates  any statute  or  order,  rule,  regulations,  writ,  injunction  or  decree  of  any  court, governmental  authority or  regulatory  body to which the Company is subject or by which it is bound.

         There is no action,  suit,  proceeding  or  investigation  pending  or, to the best of [our] [my]
                  knowledge,  threatened against the Company which, in [our] [my] judgment,  either in any one  instance or in the  aggregate,  may result in any  material  adverse  change in the business,  operations,  financial  condition,  properties or assets of the Company or in any  material  impairment  of the  right  or  ability  of the  Company  to  carry on its business  substantially  as now  conducted or in any  material  liability on the part of the Company or which would draw into  question the  validity of the Purchase  Agreement, the Mortgage Loans,  the Seller's  Warranties and Servicing  Agreement,  or the Mortgage
                  Loans  or of any  action  taken  or to be taken  in  connection  with  the  transactions contemplated  thereby,  or which would be likely to impair materially the ability of the
                  Company to perform under the terms of the Purchase  Agreement,  the Mortgage  Loans,  or the Seller's Warranties and Servicing Agreement.

         The sale of each  Mortgage  Note and Mortgage as and in the manner  contemplated  by the Purchase
                  Agreement and the Seller's  Warranties  and Servicing  Agreement is sufficient  fully to transfer to the  Purchaser  all right,  title and  interest  of the  Company  thereto as noteholder and mortgagee.

                  This  opinion is given to you for your sole  benefit,  and no other  person or entity is entitled to rely hereon  except that the  purchaser  or  purchasers  to which you  initially  and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                                              Very truly yours,

                                                              _____________________________________________________
                                                              [Name]
                                                              [Assistant] General Counsel

                                                EXHIBIT 3

                                                TERM SHEET

         This TERM SHEET (the "Term Sheet") dated  _____________,  between Countrywide Home Loans, Inc., a
________ corporation,  located at 4500 Park Granada,  Calabasas, CA 91302 (the "Company") and EMC Mortgage
Corporation,  a Delaware  corporation,  located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200,
Irving,  Texas  75014-1358 (the  "Purchaser") is made pursuant to the terms and conditions of that certain
Master  Mortgage Loan  Purchase  Agreement  (the  "Agreement")  dated as of November 1, 2002,  between the
Company  and the  Purchaser,  the  provisions  of which  are  incorporated  herein as if set forth in full herein,  as such terms and conditions may be modified or supplemented  hereby.  All initially  capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

         The Purchaser  hereby  purchases  from the Company and the Company hereby sells to the Purchaser, all of the  Company's  right,  title and interest in and to the Mortgage  Loans  described on the Mortgage
Loan Schedule  annexed  hereto as Schedule I, pursuant to and in accordance  with the terms and conditions set forth in the Agreement,  as same may be  supplemented  or modified  hereby.  Hereinafter,  the Company shall service the Mortgage  Loans for the benefit of the Purchaser and all  subsequent  transferees of the
Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.       Definitions

         For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Original Principal Balance:

Scheduled Principal Balance
(as of the Cut-Off Date):

Closing Date:

Cut-off Date:

Loan Type:

Trade Confirmation Date:

Weighted Average Net
Mortgage Interest Rate:

Index:

Weighted Average Gross Margin:

First Remittance Date:

Servicing Fee Rate:

[Additional] [Modification] of Representations and Warranties:

         [In addition to the  representations  and warranties  set forth in the Agreement,  as of the date hereof,  the Company makes the following  additional  representations  and warranties  with respect to the
Mortgage  Loans:  [None].  [Notwithstanding  anything to the  contrary  set forth in the  Agreement,  with respect to each Mortgage Loan to be sold on the Closing Date,  the  representation  and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

         Except as modified herein, Section 6 of the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                    COUNTRYWIDE HOME LOANS, INC.

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                        EMC Mortgage Corporation,

                                                Purchaser

                                                   and

                                      Countrywide Home Loans, Inc.,

                                                 Company

                               _________________________________________________

                                SELLER'S WARRANTIES AND SERVICING AGREEMENT

                                       Dated as of September 1, 2002

                               _________________________________________________

                                Residential Adjustable Rate Mortgage Loans

                                                                                                             Page
ARTICLE I

DEFINITIONS
ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; DELIVERY OF DOCUMENTS
     Section 2.01          Conveyance of Mortgage Loans; Possession of Mortgage Files;

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

     Section 3.06          Restrictions and Requirements Applicable in the Event
                           that a Mortgage Loan is Acquired by a REMIC...........................................30
     Section 3.07          Review of Mortgage Loans..............................................................31

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V

PAYMENTS TO PURCHASER

ARTICLE VI

GENERAL SERVICING PROCEDURES

ARTICLE VII

AGENCY TRANSFER; PASS-THROUGH TRANSFER
     Section 7.01          Removal of Mortgage Loans from Inclusion Under this Agreement Upon an
                           Agency Transfer, or a Pass-Through Transfer on One or More
                           Reconstitution Dates..................................................................51
     Section 7.02          Purchaser's Repurchase and Indemnification Obligations................................52

ARTICLE VIII

COMPANY TO COOPERATE
     Section 8.01          Provision of Information..............................................................53
     Section 8.02          Financial Statements; Servicing Facility..............................................53

ARTICLE IX

THE COMPANY

ARTICLE X

DEFAULT
     Section 10.01         Events of Default.....................................................................56
     Section 10.02         Waiver of Defaults....................................................................57

ARTICLE XI

TERMINATION
     Section 11.01         Termination...........................................................................58
     Section 11.02         Termination Without Cause.............................................................58

ARTICLE XII

MISCELLANEOUS PROVISIONS

                                                 EXHIBITS

EXHIBIT A                  MORTGAGE LOAN SCHEDULE
EXHIBIT B                  CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C                  MORTGAGE LOAN DOCUMENTS
EXHIBIT D-1                FORM OF CUSTODIAL ACCOUNT
                           CERTIFICATION
EXHIBIT D-2                FORM OF CUSTODIAL ACCOUNT
                           LETTER AGREEMENT
EXHIBIT E-1                FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2                FORM OF ESCROW ACCOUNT
                           LETTER AGREEMENT
EXHIBIT F                  FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G                  FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H                  UNDERWRITING GUIDELINES

                  This is a Seller's  Warranties and Servicing  Agreement for residential  adjustable rate first lien  mortgage  loans,  dated and  effective as of September  1, 2002,  and is executed  between EMC
Mortgage  Corporation,  as purchaser (the  "Purchaser"),  and Countrywide Home Loans,  Inc., as seller and servicer (the "Company").

                                           W I T N E S S E T H:

                  WHEREAS,  from time to time the  Purchaser  has agreed to purchase  from the Company and from time to time the Company has agreed to sell to the Purchaser  certain  Mortgage Loans  (excluding the right to service the Mortgage Loans which the Company expressly retains);

                  WHEREAS,  each of the  Mortgage  Loans is secured by a mortgage,  deed of trust or other security  instrument  creating  a  first  lien  on a  residential  dwelling  located  in the  jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed hereto as Exhibit A;
         WHEREAS,  the Company has agreed to service,  from time to time,  certain of the  Mortgage  Loans acquired by the Purchaser in accordance with the terms and provisions of this Agreement; and

         WHEREAS,  the  Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage
Loans and the  management,  servicing  and  control  of the  Mortgage  Loans  which  from time to time are subject to this Agreement.

                  NOW,  THEREFORE,  in consideration of the mutual  agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the
Purchaser and the Company agree as follows:

                                               DEFINITIONS

                  Whenever used herein,  the  following  words and phrases,  unless the context  otherwise requires, shall have the following meanings:

                  Accepted  Servicing  Practices:  With  respect  to any  Mortgage  Loan,  those  mortgage servicing  practices of prudent  mortgage  lending  institutions  which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

                  Agency  Transfer:  The sale or  transfer  by  Purchaser  of some or all of the  Mortgage
Loans to Fannie Mae under its Cash Purchase  Program or its MBS Swap Program  (Special  Servicing  Option)
or to  Freddie  Mac under its  Freddie  Mac Cash  Program or Gold PC  Program,  retaining  the  Company as
"servicer thereunder".

                  Agreement:  This Seller's  Warranties and Servicing  Agreement and all amendments hereof and supplements hereto.

                  ALTA:  The American Land Title Association or any successor thereto.

                  Appraised  Value:  The value  set  forth in an  appraisal  made in  connection  with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  Approved  Flood  Certification  Provider:  Any  provider  acceptable  to Fannie  Mae and
Freddie Mac.

                  Assignment  and  Conveyance:  An Assignment  and  Conveyance in the form of Exhibit 6 to the  Mortgage  Loan  Purchase  Agreement  dated as of the date  hereof,  by and between the Seller and the
Purchaser.

                  Assignment  of  Mortgage:  An  assignment  of  the  Mortgage,   notice  of  transfer  or
equivalent  instrument in  recordable  form,  sufficient  under the laws of the  jurisdiction  wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

                  BIF:  The Bank Insurance Fund, or any successor thereto.

                  Business  Day:  Any day other  than (i) a  Saturday  or  Sunday,  or (ii) a day on which banking  and  savings and loan  institutions  in the State of New York or  California  are  authorized  or obligated by law or executive order to be closed.

                  Closing  Date:  The date set forth on the related  Confirmation  on which the  Purchaser from time to time shall  purchase and the Company from time to time shall sell,  the Mortgage Loans listed on the related Mortgage Loan Schedule.

                  Code:  The  Internal  Revenue  Code of 1986,  as it may be amended  from time to time or any  successor  statute  thereto,  and  applicable  U.S.  Department  of the Treasury  regulations  issued pursuant thereto.

                  Company:  Countrywide  Home Loans,  Inc.,  or its  successor in interest or assigns,  or any successor to the Company under this Agreement appointed as herein provided.

                  Condemnation  Proceeds:  All awards or settlements  in respect of a Mortgaged  Property, whether  permanent  or  temporary,  partial  or entire,  by  exercise  of the power of  eminent  domain or condemnation,  to the extent not  required to be released to a Mortgagor in  accordance  with the terms of the related Mortgage Loan Documents.

                  Confirmation:  The trade  confirmation  letter  between the parties hereto which relates to the Mortgage Loans on the related Closing Date.

                  Convertible  Mortgage  Loan: Any  individual  Mortgage Loan  purchased  pursuant to this
Agreement  which  contains a provision  whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate  mortgage loan at any time between the first  anniversary  and the fifth  anniversary  of the origination of the mortgage loan.

                  Custodial  Account:  The separate  account or accounts  created and maintained  pursuant to Section 4.04.

                  Custodial Agreement:  That certain Custodial Agreement,  dated as of November 23,1999 by and between the Purchaser and Wells Fargo Bank Minnesota, N.A.

                  Custodian:  The Custodian  under the Custodial  Agreement,  or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

                  Cut-off Date: The date set forth on the related Confirmation.

                  Deleted  Mortgage  Loan:  A  Mortgage  Loan  which  is  repurchased  by the  Company  in accordance  with the terms of this  Agreement  and which is,  in the case of a  substitution  pursuant  to
Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

                  Determination  Date:  The  15th  day (or if such  15th day is not a  Business  Day,  the
Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

                  Disqualified  Organization:  An  organization  defined as such in Section 860E(e) of the
Code.

                  Due  Date:  The day of the  month on which  the  Monthly  Payment  is due on a  Mortgage
Loan,  exclusive  of any days of grace.  With  respect to the  Mortgage  Loans for which  payment from the
Mortgagor is due on a day other than the first day of the month,  such  Mortgage  Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

                  Due Period:  With respect to each Remittance Date, the prior calendar month.

                  Eligible  Investments:  Any one or more of the obligations  and securities  listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                     direct  obligations  of, and  obligations  fully  guaranteed by, the United States of
         America,  or any agency or  instrumentality  of the United States of America the  obligations  of which are backed by the full faith and credit of the United States of America; and

                     federal  funds,  demand  and time  deposits  in,  certificates  of  deposits  of,  or bankers'  acceptances  issued by, any  depository  institution or trust company  incorporated  or organized  under the laws of the United  States of America or any state  thereof  and  subject to supervision and examination by federal and/or state banking  authorities,  so long as at the time of such investment or contractual  commitment  providing for such investment the commercial paper or other  short-term  debt  obligations of such  depository  institution or trust company (or, in the case of a depository  institution  or trust company  which is the  principal  subsidiary of a holding  company,  the  commercial  paper or other  short-term  debt  obligations of such holding company) are rated "P-1" by Moody's  Investors  Service,  Inc. and the long-term debt obligations of such holding  company) are rated "P-1" by Moody's  Investors  Service,  Inc. and the long-term debt  obligations  of  such  depository  institution  or  trust  company  (or,  in the  case of a depository  institution or trust company which is the principal  subsidiary of a holding company, the  long-term  debt  obligations  of such  holding  company)  are rated at least "Aa" by Moody's
         Investors Service, Inc.;

                     investments and securities otherwise acceptable to Fannie Mae and Freddie Mac.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

                  Errors and Omissions  Insurance Policy:  An errors and omissions  insurance policy to be maintained by the Company pursuant to Section 4.12.

                  Escrow  Account:  The separate  account or accounts  created and maintained  pursuant to
Section 4.06.

                  Escrow  Payments:  With respect to any Mortgage  Loan, the amounts  constituting  ground rents,  taxes,  assessments,  water rates, sewer rents,  municipal charges,  mortgage insurance  premiums, fire and hazard insurance premiums,  condominium  charges,  and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

                  Event of Default:  Any one of the  conditions  or  circumstances  enumerated  in Section
10.01.

                  Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

                  Fannie Mae Guides:  The Fannie Mae Sellers'  Guide and the Fannie Mae  Servicers'  Guide
and all amendments or additions thereto.

                  FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

                  Fidelity  Bond:  A fidelity  bond to be  maintained  by the Company  pursuant to Section
4.12.

                  First Remittance Date:  As stated in the related Mortgage Loan Purchase Agreement.

                  5/1  ARM  Mortgage  Loan:  Any  individual  Mortgage  Loan  purchased  pursuant  to this
Agreement  which  contains a provision  whereby the interest  rate on such  Mortgage Loan is fixed for the first five (5) years of the term of the related  Mortgage  Loan and which  thereafter  is  converted  to a
Treasury Rate  Mortgage Loan or a LIBOR  Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

                  Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  GEMICO:  General Electric Mortgage Insurance Corporation or any successor thereto.

                  Gross  Margin:  With respect to each  Mortgage  Loan,  the fixed  percentage  amount set forth on the related  Mortgage  Note,  which amount is added to the Index in accordance  with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment  Date, the Mortgage  Interest Rate
for such Mortgage Loan.

                  Index:  With respect to any individual  Treasury Rate Mortgage Loan, and with respect to any  individual  10/1 ARM Mortgage Loan,  5/1 ARM Mortgage Loan or 3/1 ARM Mortgage Loan  commencing  from and after the 120th Monthly  Payment,  sixtieth  Monthly  Payment,  or the  thirty-sixth  Monthly  Payment thereof,  respectively,  Index  shall  mean a rate per annum  equal to the  weekly  average  yield on U.S.
Treasury  securities  adjusted to a constant  maturity  of one year as  published  by the Federal  Reserve
Board in statistical  release No. H 15 (519) or any similar  publication as available 45 days prior to the
Interest Rate  Adjustment  Date.  With respect to any individual  LIBOR Mortgage Loan,  Index shall mean a rate per annum equal to the average of interbank  offered rates for twelve month U.S.  dollar  denominated deposits in the London  market as determined as set forth in the related  Mortgage  Note.  With respect to any  individual CD Mortgage  Loan,  Index shall mean a rate per annum equal to the weekly average yield on certificates  of  deposit  adjusted  to a constant  maturity  of six months as  published  by the  Federal
Reserve Board in statistical  release No. H 15 (519) or similar  publication as available 45 days prior to the Interest Rate Adjustment Date.

                  Initial  Rate Cap:  With respect to each  Mortgage  Loan and the initial  Interest  Rate
Adjustment  Date  therefor,  a number of  percentage  points  per annum  that is set forth in the  related
Mortgage  Loan  Schedule  and in the  related  Mortgage  Note,  which is the  maximum  amount by which the
Mortgage  Interest Rate for such  Mortgage  Loan may increase or decrease from the Mortgage  Interest Rate in effect immediately prior to such Interest Rate Adjustment Date.

                  Insurance  Proceeds:   With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  Interest  Rate  Adjustment  Date:  The  date on  which  an  adjustment  to the  Mortgage
Interest Rate on a Mortgage Note becomes effective.

                  LIBOR Mortgage Loan: Any individual  Mortgage Loan purchased  pursuant to this Agreement which  contains a provision  whereby the interest rate on such Mortgage  Loan is adjusted  annually  based upon the rate per annum equal to the  average of  interbank  offered  rates for twelve  month U.S.  dollar denominated deposits in the London market as published in The Wall Street Journal.

                  Lifetime  Mortgage  Interest Rate Cap: With respect to each Mortgage  Loan, the absolute maximum Mortgage  Interest Rate payable,  above which the Mortgage  Interest Rate cannot be adjusted.  The
Mortgage  Interest  Rate  during the term of a Mortgage  Loan  shall not at any time  exceed the  Mortgage
Interest Rate at the time of origination of such Mortgage Loan by more than 5% per

                  Liquidation  Proceeds:  Cash received in connection  with the liquidation of a defaulted
Mortgage Loan, whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise,  or the sale of the related  Mortgaged  Property if the Mortgaged  Property is acquired in satisfaction of the Mortgage Loan.

                  Loan-to-Value  Ratio  or LTV:  With  respect  to any  Mortgage  Loan,  the  ratio of the
Stated  Principal  Balance  of the  Mortgage  Loan  as of  the  related  Cut-off  Date  (unless  otherwise indicated)  to the lesser of (a) the  Appraised  Value of the  Mortgaged  Property and (b) if the Mortgage
Loan was made to finance the  acquisition  of the related  Mortgaged  Property,  the purchase price of the
Mortgaged Property, expressed as a percentage.

                  LPMI Loan:        A Mortgage Loan with a LPMI Policy.

                  LPMI Policy:      A policy of  primary  mortgage  guaranty  insurance  issued by another
Qualified  Insurer  pursuant  to which the  related  premium is to be paid by the  Servicer of the related
Mortgage  Loan  from  payments  of  interest  made by the  Mortgagor  in an  amount as is set forth in the related Confirmation and related Mortgage Loan Schedule.

                  LPMI Fee: With respect to each LPMI Loan,  the portion of the Mortgage  Interest Rate as set forth on the related  Mortgage Loan Schedule (which shall be payable solely from the interest  portion of Monthly Payments,  Insurance Proceeds,  Condemnation Proceeds or Liquidation  Proceeds),  which, during such period prior to the required  cancellation  of the LPMI Policy,  shall be used to pay the premium due on the related LPMI Policy.

                  MERS:  Mortgage  Electronic  Registration  Systems,  Inc., a  corporation  organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

                  MERS System: The system of recording  transfers of mortgages  electronically  maintained by MERS.

                  MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

                  Monthly  Advance:  The  portion  of  Monthly  Payment  delinquent  with  respect to each
Mortgage  Loan at the close of business on the  Determination  Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day  immediately  preceding  the  Remittance  Date of the related month.

                  Monthly  Payment:  The  scheduled  monthly  payment  of  principal  and  interest  on  a
Mortgage Loan.

                  Mortgage:  The mortgage,  deed of trust or other  instrument  securing a Mortgage  Note, which  creates a first  lien on an  unsubordinated  estate in fee  simple in real  property  securing  the
Mortgage Note.

                  Mortgage  File:  The items  pertaining  to a  particular  Mortgage  Loan  referred to in
Exhibit  B  annexed  hereto,  and any  additional  documents  required  to be added to the  Mortgage  File pursuant to this Agreement.

                  Mortgage   Impairment   Insurance  Policy:  A  mortgage  impairment  or  blanket  hazard insurance policy as described in Section 4.11.

                  Mortgage  Interest Rate: The annual rate at which Interest  accrues on any Mortgage Loan as adjusted  from time to time in  accordance  with the  provisions  of the related  Mortgage  Note and in compliance with the related Initial Rate Cap,  Lifetime  Mortgage Interest Rate Cap and Periodic Rate Cap,
if any, of the related Mortgage Note.

                  Mortgage Loan: An individual  Convertible or Non-Convertible,  Treasury Rate, LIBOR, 5/1
ARM, or 3/1 ARM Mortgage Loan which is the subject of this  Agreement,  each Mortgage Loan originally sold and subject to this  Agreement  being  identified  on the Mortgage  Loan  Schedule,  which  Mortgage  Loan includes without limitation the Mortgage File, the Monthly Payments,  Principal  Prepayments,  Liquidation
Proceeds,  condemnation  proceeds,  Insurance Proceeds,  REO disposition  proceeds,  and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage Loan Documents:  The documents listed in Exhibit C hereto.

                  Mortgage  Loan  Package:  A pool of Mortgage  Loans sold to the Purchaser by the Company on a Closing Date.

                  Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest  remitted to the  Purchaser,  which shall be equal to the  Mortgage  Interest  Rate minus (i) the
Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

                  Mortgage  Loan  Schedule:  With respect to each  Mortgage  Loan  Package,  a schedule of
Mortgage  Loans annexed  hereto as Annex A, such schedule  setting  forth the following  information  with respect to each Mortgage Loan: (1) the Company's  Mortgage Loan  identifying  number;  (2) the Mortgagor's name;  (3) the street  address of the Mortgaged  Property  including the city,  state and zip code;  (4) a code  indicating  whether the  Mortgaged  Property  is  owner-occupied  a second  home,  or an  investment property;  (5) the number and type of  residential  units  constituting  the Mortgaged  Property;  (6) the original months to maturity;  (7) the Loan-to-Value  Ratio at origination;  (8) the Mortgage Interest Rate as of the Cut-off Date;  (9) the date on which the initial  Monthly  Payment was due on the Mortgage Loan;
(10) the stated  maturity date;  (11) the amount of the Monthly  Payment as of the Cut-off Date;  (12) the
last payment date on which a payment was actually applied to the outstanding  principal balance;  (13) the original  principal  amount of the Mortgage  Loan;  (14) the principal  balance of the Mortgage Loan as of the close of business on the Cut-off Date,  after  deduction of payments of principal due on or before the
Cut-off Date whether or not collected;  (15) a code  indicating  the purpose of the loan (i.e.,  purchase, rate and term  refinance,  equity take-out  refinance);  (16) a code  indicating the  documentation  style
(i.e. full,  alternative or reduced);  (17) the Interest Rate Adjustment Date; (18) the Gross Margin; (19)
the  lifetime  maximum  Mortgage  Interest  Rate under the terms of the Mortgage  Note;  (20) the date the
Mortgage Loan was  originated;  (21) the Periodic Rate Cap; (22) a code  indicating the company  providing private  mortgage  insurance;  (23) a code  indicating  if the  Mortgage  Loan is  convertible;  (24)  the
Servicing  Fee Rate;  (25) the LPMI Fee,  if any;  and (26) the  Initial  Rate Cap.  With  respect  to the
Mortgage  Loans in the aggregate,  the Mortgage Loan Schedule  shall set forth the following  information, as of the  Cut-off  Date:  (1) the  number  of  Mortgage  Loans;  (2) the  current  aggregate  outstanding principal  balance of the Mortgage Loans; (3) the weighted average Mortgage  Interest Rate of the Mortgage
Loans;  and (4) the weighted  average  maturity of the Mortgage  Loans.  The  Mortgage  Loan  Schedule may
consist of multiple reports that collectively set forth all of the required information.

                  Mortgage  Note: The note or other evidence of the  indebtedness  of a Mortgagor  secured by a Mortgage.

                  Mortgaged  Property:  The real property  securing  repayment of the debt  evidenced by a
Mortgage Note.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Non-Convertible  Mortgage Loan: Any individual  Mortgage Loan purchased pursuant to this
Agreement  which does not contain a provision  whereby the  Mortgagor  may convert the Mortgage  Loan to a fixed-rate mortgage loan.

                  Officer's  Certificate:  A  certificate  signed by the Chairman of the Board or the Vice
Chairman of the Board or the  President  or a Vice  President or an assistant  Vice  President  and by the
Treasurer or the Secretary or one of the Assistant  Treasurers  or Assistant  Secretaries  of the Company,
and delivered to the Purchaser as required by this Agreement.

                  Opinion  of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the
Company,  reasonably  acceptable  to the  Purchaser,  provided  that any  Opinion of Counsel  relating  to compliance  with the REMIC  Provisions,  must be an opinion of counsel who (i) is in fact  independent  of the Company and any master  servicer of the  Mortgage  Loans,  (ii) does not have any  material  direct or indirect  financial  interest  in the  Company  or any  master  servicer  of the  Mortgage  Loans or in an affiliate  of either and (iii) is not  connected  with the Company or any master  servicer of the Mortgage
Loans as an officer, employee, director or person performing similar functions.

                  Pass-Through  Transfer:  The sale or transfer of some or all of the Mortgage  Loans to a trust to be formed as part of a  publicly-issued  and/or  privately  placed,  rated or  unrated,  mortgage pass-through  transaction,  retaining  the  Company  as  "servicer"  (with or  without a master  servicer)
thereunder.

                  Periodic Rate Cap: With respect to each  Mortgage  Loan,  the provision of each Mortgage
Note which  provides  for an absolute  maximum  amount by which the  Mortgage  Interest  Rate  therein may increase or decrease on an Interest Rate  Adjustment  Date above the Mortgage  Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

                  Person:  Any  individual,   corporation,   partnership,   joint  venture,   association,
joint-stock  company,  trust,  unincorporated   organization,   government  or  any  agency  or  political
subdivision thereof.

                  PMI:  PMI Mortgage Insurance Co., or any successor thereto.

                  PMI  Policy:  A policy of primary  mortgage  guaranty  insurance  issued by a  Qualified
Insurer, as required by this Agreement with respect to certain Mortgage Loans.

                  Pool Insurer:  Any of GEMICO, PMI or UGI.

                  Prepayment  Interest  Shortfall  Amount:  With  respect  to any  Mortgage  Loan that was subject to a Principal  Prepayment in full or in part during any Due Period,  which  Principal  Prepayment was applied to such Mortgage Loan prior to such  Mortgage  Loan's Due Date in such Due Period,  the amount of  interest  (net the  related  Servicing  Fee) that would have  accrued on the amount of such  Principal
Prepayment during the period  commencing on the date as of which such Principal  Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

                  Prime Rate:  The prime rate  announced  to be in effect from time to time,  as published as the average rate in the "Money Rates" section of The Wall Street Journal.

                  Principal  Prepayment:  Any payment or other  recovery of principal  on a Mortgage  Loan which is  received in advance of its  scheduled  Due Date,  including  any  prepayment  penalty or premium thereon and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Principal  Prepayment  Period:  The  month  preceding  the  month in which  the  related
Remittance Date occurs.

                  Purchaser:  EMC Mortgage  Corporation  or its  successor in interest or any successor to the Purchaser under this Agreement as herein provided.

                  Qualified  Depository:  A  depository  the  accounts  of which are  insured  by the FDIC through  the BIF or the SAIF or the debt  obligations  of which  are  rated AA (or the  equivalent  rating category) or better by national recognized statistical rating organization.

                  Qualified  Insurer:  A mortgage guaranty  insurance company duly authorized and licensed where  required by law to transact  mortgage  guaranty  insurance  business  and approved as an insurer by
Fannie Mae or Freddie Mac.

                  Qualified  Substitute  Mortgage  Loan: A mortgage loan eligible to be substituted by the
Company  for a  Deleted  Mortgage  Loan  which  must,  on the  date  of  such  substitution,  (i)  have an
outstanding  principal  balance,   after  deduction  of  all  scheduled  payments  due  in  the  month  of substitution  (or in the case of a  substitution  of more than one  mortgage  loan for a Deleted  Mortgage
Loan,  an  aggregate  principal  balance),  not in excess of the Stated  Principal  Balance of the Deleted
Mortgage Loan;  (ii) have a Mortgage Loan  Remittance Rate not less than and not more than 2% greater than the Mortgage Loan  Remittance Rate of the Deleted  Mortgage Loan;  (iii) have a remaining term to maturity not  greater  than and not more than one year less than that of the  Deleted  Mortgage  Loan;  (iv) have a
Gross Margin not less than that of the Deleted  Mortgage  Loan;  (v) comply with each  representation  and warranty  set  forth in  Sections  3.01 and 3.02;  (v) use the same  Index for  determining  the  Mortgage
Interest Rate as the Deleted  Mortgage Loan;  (vi) have the same provision with respect to  convertibility as the Deleted Mortgage Loan; and (viii) be a REMIC Eligible Mortgage Loan.

                  Rating  Agency:  Any of  Fitch,  Moody's  or  Standard  &  Poor's  or  their  respective successors designed by the Purchaser.

                  Reconstitution  Agreements:  The agreement or agreements  entered into by the Purchaser, the  Company,  Fannie Mae or Freddie  Mac or certain  third  parties on the  Reconstitution  Date(s)  with respect  to any or all of the  Mortgage  Loans  serviced  hereunder,  in  connection  with a  Pass-Through
Transfer or an Agency Transfer as set forth in Section 7.01,  including,  but not limited to, (i) a Fannie
Mae  Mortgage  Selling  and  Servicing  Contract,  a Pool  Purchase  Contract,  and any and all  servicing agreements  and  tri-party  agreements  reasonably  required  by Fannie  Mae with  respect to a Fannie Mae
Transfer,  (ii) a Purchase Contract and all purchase  documents  associated  therewith as set forth in the
Freddie Mac Sellers' & Servicers'  Guide,  and any and all servicing  agreements and tri-party  agreements reasonably  required  by Freddie  Mac with  respect to a Freddie  Mac  Transfer,  and (iii) a Pooling  and
Servicing  Agreement  and/or  a  subservicing/master   servicing  agreement  and  related  custodial/trust
agreement and related  documents  with respect to a  Pass-Through  Transfer.  Such agreement or agreements shall  prescribe the rights and  obligations  of the Company in servicing the related  Mortgage  Loans and shall provide for servicing  compensation to the Company  (calculated on a weighted  average basis for all the related  Mortgage Loans as of the  Reconstitution  Date),  net of any guarantee fees due Fannie Mae or
Freddie Mac, if  applicable,  at least equal to the Servicing Fee due the Company in accordance  with this
Agreement or the servicing fee required  pursuant to the  Reconstitution  Agreement.  The form of relevant
Reconstitution  Agreement to be entered into by the Purchaser  and/or  master  servicer or trustee and the
Company with respect to Pass-Through  Transfers shall be reasonably  satisfactory in form and substance to the  Purchaser and the Company,  shall not material  increase the  Company's  obligations  or diminish the
Company's  rights  hereunder and the  representations  and warranties and servicing  provisions  contained therein shall be substantially  similar to those contained in this Agreement,  unless  otherwise  mutually agreed by the parties.

                  Reconstitution  Date:  The  date or  dates on  which  any or all of the  Mortgage  Loans serviced  under this  Agreement  shall be removed  from this  Agreement  and  reconstituted  as part of an
Agency Transfer or a Pass-Through  Transfer  pursuant to Section 7.01 hereof.  On such date or dates,  the
Mortgage  Loans  transferred  shall  cease to be covered by this  Agreement  and the  Company's  servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

                  Record  Date:  The close of business  of the last  Business  Day of the month  preceding the month of the related Remittance Date.

                  REMIC: A "real estate  mortgage  investment  conduit" within the meaning of Section 860D of the Code.

                  REMIC  Documents:  The document or documents  creating and governing the  administration of a REMIC.

                  REMIC  Eligible  Mortgage Loan: A Mortgage Loan held by a REMIC which  satisfies  and/or complies with all applicable REMIC Provisions.

                  REMIC  Provisions:  Provisions of the federal income tax law relating to a REMIC,  which appear at Section  860A through 86OG of  Subchapter  M of Chapter 1,  Subtitle A of the Code,  and related provisions,  and regulations,  rulings or pronouncements  promulgated thereunder,  as the foregoing may be in effect from time to time.

                  Remittance  Date:  The 18th day (or if such 18th day is not a  Business  Day,  the first
Business Day immediately following) of any month, beginning with the First Remittance Date.

                  REO Disposition:  The final sale by the Company of any REO Property.

                  REO  Disposition  Proceeds:  All amounts  received  with  respect to an REO  Disposition pursuant to Section 4.16.

                  REO  Property:   A  Mortgaged  Property  acquired  by  the  Company  on  behalf  of  the
Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

                  Repurchase  Price:  With respect to any  Mortgage  Loan, a price equal to (i) the Stated
Principal  Balance  of the  Mortgage  Loan plus (ii)  interest  on such  Stated  Principal  Balance at the
Mortgage Loan  Remittance  Rate from the date on which interest has last been paid and  distributed to the
Purchaser  to the date of  repurchase,  less amounts  received or advanced in respect of such  repurchased
Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

                  SAIF:  The Savings Association Insurance Fund, or any successor thereto.

                  Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

                  Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances  (including  reasonable  attorneys' fees and disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not limited to, the cost of (a) the  preservation,  restoration  and protection of the Mortgaged  Property,  (b) any enforcement or judicial proceedings,  including without limitation,  foreclosures,  (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

                  Servicing  Fee:  With respect to each  Mortgage  Loan,  the amount of the annual fee the
Purchaser shall pay to the Company,  which shall,  for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage
Loan.  Such fee shall be payable  monthly,  computed on the basis of the same principal  amount and period respecting  which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation  of the
Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the interest portion (including  recoveries with respect to interest from Liquidation  Proceeds, to the extent permitted by Section  4.05) of such Monthly  Payment  collected by the Company,  or as otherwise  provided under Section 4.05.

                  Servicing  Fee Rate:  0.25% per annum with  respect to the period  prior to the  initial
Interest Adjustment Date and, for the 5/1 7/1 and 10/1 ARM Loans 0.375% thereafter.

                  Servicing  File:  With respect to each Mortgage  Loan,  the file retained by the Company consisting  of originals of all  documents in the Mortgage  File which are not  delivered to the Custodian and copies of the Mortgage  Loan  Documents  listed in Exhibit B the  originals of which are  delivered to the Custodian pursuant to Section 2.01.

                  Servicing  Officer:  Any officer of the  Company  involved in or  responsible  for,  the administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

                  7/1  ARM  Mortgage  Loan:  Any  individual  Mortgage  Loan  purchased  pursuant  to this
Agreement  which  contains a provision  whereby the interest  rate on such  Mortgage Loan is fixed for the first seven (7) years of the term of the related  Mortgage  Loan and which  thereafter  is  converted to a
Treasury Rate  Mortgage Loan or a LIBOR  Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

                  Stated  Principal  Balance:  As to each Mortgage Loan, (i) the principal  balance of the
Mortgage  Loan at the related  Cut-off Date after giving  effect to payments of principal due on or before such date, whether or not received,  minus (ii) all amounts  previously  distributed to the Purchaser with respect to the related  Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

                  Subservicer:  Any  Subservicer  which is  subservicing  the Mortgage Loans pursuant to a
Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

                  Subservicing  Agreement:  An  agreement  between the Company and a  Subservicer  for the servicing of the Mortgage Loans.

                  10/1 ARM  Mortgage  Loan:  Any  individual  Mortgage  Loan  purchased  pursuant  to this
Agreement  which  contains a provision  whereby the interest  rate on such  Mortgage Loan is fixed for the first ten (10) years of the term of the related  Mortgage  Loan and which  thereafter  is  converted  to a
Treasury Rate  Mortgage Loan or a LIBOR  Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

                  3/1  ARM  Mortgage  Loan:  Any  individual  Mortgage  Loan  purchased  pursuant  to this
Agreement  which  contains a provision  whereby the interest  rate on such  Mortgage Loan is fixed for the first three (3) years of the term of the related  Mortgage  Loan and which  thereafter  is  converted to a
Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan.

                  Treasury Rate Mortgage  Loan: Any  individual  Mortgage Loan purchased  pursuant to this
Agreement  which  contains a provision  whereby the interest rate on such Mortgage Loan is adjusted  based upon the weekly average yield on U.S. Treasury securities.

                  Underwriting  Guidelines:  The  underwriting  guidelines  of the Company with respect to mortgage loans similar to the Mortgage Loans, attached hereto as  Exhibit H.

                  UGI:  United Guaranty Residential Insurance Company or any successor thereto.

                       CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                                 BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

                  Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing
                                    Files.

                  The Company,  on each Closing Date,  does hereby sell,  transfer,  assign,  set over and convey to the Purchaser,  without  recourse,  but subject to the terms of this  Agreement,  all the right, title and  interest of the Company in and to the  Mortgage  Loans in the related  Mortgage  Loan  Package, excluding  the right to service  the  Mortgage  Loans  which the Company  expressly  retains.  Pursuant to
Section  2.03,  the Company has  delivered  the Mortgage  Loan  Documents  for each  Mortgage  Loan in the
Mortgage Loan Package to the Custodian.

                  The  contents of each  Mortgage  File not  delivered to the  Custodian  are and shall be held in trust by the Company for the benefit of the  Purchaser  as the owner  thereof.  The Company  shall maintain a Servicing  File  consisting  of a copy of the contents of each  Mortgage File and the originals of the documents in each Mortgage File not delivered to the  Custodian.  The  possession of each Servicing
File by the  Company  is at the will of the  Purchaser  for the sole  purpose  of  servicing  the  related
Mortgage  Loan, and such  retention and  possession by the Company is in a custodial  capacity only.  Upon the sale of the Mortgage Loans the ownership of each Mortgage  Note, the related  Mortgage and the related
Mortgage  File and  Servicing  File shall vest  immediately  in the  Purchaser,  and the  ownership of all records  and  documents  with  respect to the  related  Mortgage  Loan  prepared by or which come into the possession of the Company  shall vest  immediately  in the Purchaser and shall be retained and  maintained by the  Company,  in  trust,  at the will of the  Purchaser  and  only in such  custodial  capacity.  Each
Servicing  File shall be  segregated  from the other  books and records of the Company and shall be marked appropriately  to reflect  clearly the sale of the related  Mortgage  Loan to the  Purchaser.  The Company shall  release  its  custody  of the  contents  of any  Servicing  File only in  accordance  with  written instructions  from the  Purchaser,  unless  such  release  is  required  as  incidental  to the  Company's servicing of the Mortgage  Loans or is in  connection  with a repurchase  of any Mortgage Loan pursuant to
Section 3.03, 3.05, 3.07, or 6.02.

                  Books and Records; Transfers of Mortgage Loans.

                  From and after the sale of the Mortgage  Loans to the Purchaser  all rights  arising out of the Mortgage  Loans in a Mortgage Loan Package  including  but not limited to all funds  received on or in connection  with the Mortgage Loan,  shall be received and held by the Company in trust for the benefit of the  Purchaser  as owner of the  Mortgage  Loans,  and the Company  shall  retain  record  title to the related  Mortgages  for the  sole  purpose  of  facilitating  the  servicing  and the  supervision  of the servicing of the Mortgage Loans.

                  The sale of each  Mortgage  Loan in a Mortgage  Loan  Package  shall be reflected on the
Company's  balance sheet and other  financial  statements as a sale of assets by the Company.  The Company shall be responsible for  maintaining,  and shall  maintain,  a complete set of books and records for each
Mortgage  Loan which  shall be marked  clearly to  reflect  the  ownership  of each  Mortgage  Loan by the
Purchaser.  In particular,  the Company shall maintain in its possession,  available for inspection by the
Purchaser,  or its designee and shall deliver to the Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws, rules and regulations,  and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation  as to the method used in determining the  applicability of the provisions  of the  Flood  Disaster  Protection  Act of  1973,  as  amended,  to the  Mortgaged  Property, documentation  evidencing  insurance  coverage and eligibility of any condominium  project for approval by
Fannie Mae and  periodic  inspection  reports as required  by Section  4.13.  To the extent that  original documents are not required for purposes of  realization  of  Liquidation  Proceeds or Insurance  Proceeds,
documents  maintained by the Company may be in the form of microfilm or microfiche or such other  reliable means of recreating original  documents,  including but not limited to, optical imagery techniques so long as the Company  complies with the  requirements of the Fannie Mae Selling and Servicing  Guide, as amended from time to time.

                  The Company shall  maintain with respect to each Mortgage Loan and shall make  available for  inspection by any Purchaser or its designee the related  Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

                  The Company  shall keep at its servicing  office books and records in which,  subject to such  reasonable  regulations as it may prescribe,  the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance  with the terms hereof.  For the purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with respect to this  agreement  or the  Mortgage  Loans  unless the books and records  show such person as the owner of the Mortgage Loan. The Purchaser may,  subject to the terms of this Agreement,  sell and transfer one or more of the Mortgage Loans,  provided,  however, that (i) the transferee will not be deemed to be a
Purchaser  hereunder  binding upon the Company unless such  transferee  shall agree in writing to be bound by the  terms  of this  Agreement  and an  original  counterpart  of the  instrument  of  transfer  and an assignment  and  assumption of this  Agreement in the form of Exhibit G hereto  executed by the transferee shall have been  delivered to the Company,  and (ii) with respect to each  Mortgage  Loan  Package,  in no event  shall  there be more  than five  Persons  at any  given  time  having  the  status  of  "Purchaser"
hereunder.  The  Purchaser  also shall advise the Company of the  transfer.  Upon receipt of notice of the transfer,  the Company shall mark its books and records to reflect the ownership of the Mortgage  Loans of such assignee,  and shall release the previous  Purchaser from its  obligations  hereunder with respect to the  Mortgage  Loans sold or  transferred.  Purchaser  shall not to transfer to any  assignee  any pool of
Mortgage  Loans with a  aggregate  outstanding  principal  balance of less than  $10,000,000  without  the consent of the Company;  provided,  however,  if the Company fails to consent to the transfer of a pool of
Mortgage  Loans as  contemplated  in this  sentence,  Purchaser  shall  have the  right  to  purchase  the servicing  rights  associated  with such Mortgage Loans at a price to mutually  agreed to by Purchaser and
Company, exercising good faith.

                   Delivery of Documents.

                  On or before  the date  which is agreed  upon by the  Purchaser  and the  Company in the related  Confirmation,  the Company  shall  deliver  and  release to the  Custodian  those  Mortgage  Loan
Documents as required by this  Agreement  with respect to each Mortgage Loan in the related  Mortgage Loan
Package a list of which is attached to the related Assignment and Conveyance.

                  On or prior to the related  Closing  Date,  the  Custodian  shall certify its receipt of all such  Mortgage  Loan  Documents  required to be  delivered  pursuant to the  Custodial  Agreement,  as evidenced by the Initial  Certification  of the Custodian in the form annexed to the Custodial  Agreement.
The  Company  shall be  responsible  for  maintaining  the  Custodial  Agreement  for the  benefit  of the
Purchaser. Purchaser shall pay all fees and expenses of the Custodian.

                  The  Company  shall  forward  to  the  Custodian   original   documents   evidencing  an
assumption,  modification,  consolidation  or extension of any  Mortgage  Loan entered into in  accordance with Section 4.01 or 6.01 within one week of their execution,  provided,  however,  that the Company shall provide the Custodian with a certified  true copy of any such document  submitted for  recordation  within one week of its execution,  and shall provide the original of any document  submitted for recordation or a copy of such  document  certified by the  appropriate  public  recording  office to be a true and complete copy of the original within 180 days of its submission for recordation.

                  In the event an  Officer's  Certificate  of the Company is  delivered  to the  Custodian because of a delay caused by the public recording office in returning any recorded  document,  the Company shall deliver to the  Custodian,  within 180 days of the related  Closing  Date, an Officer's  Certificate which shall (i)  identify  the  recorded  document,  (ii) state that the  recorded  document  has not been delivered to the Custodian due solely to a delay caused by the public  recording  office,  (iii) state the amount of time  generally  required  by the  applicable  recording  office to record and return a document submitted for recordation,  and (iv) specify the date the applicable  recorded  document will be delivered to the  Custodian.  The Company  shall be required to deliver to the  Custodian  the  applicable  recorded document by the date  specified in (iv) above.  An  extension  of the date  specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                  On or prior  to the date  which is three  Business  Days  prior to the  related  Closing
Date, the Company shall deliver to the Purchaser the related Mortgage Loan Schedule.

                                     REPRESENTATIONS AND WARRANTIES;
                                           REMEDIES AND BREACH

                  Company Representations and Warranties.

                  The Company represents and warrants to the Purchaser that as of each Closing Date:

                  Due  Organization and Authority.  The Company is a corporation  duly organized,  validly existing and in good  standing  under the laws of the State of New York and has all licenses  necessary to carry on its business as now being  conducted  and is  licensed,  qualified  and in good  standing in each state where a Mortgaged  Property is located if the laws of such state require  licensing or qualification in order to conduct  business of the type  conducted  by the  Company,  and in any event the Company is in compliance  with the laws of any such state to the extent  necessary to ensure the  enforceability  of the related  Mortgage  Loan and the  servicing  of such  Mortgage  Loan in  accordance  with the terms of this
Agreement;  the Company has the full  corporate  power and authority to execute and deliver this Agreement and to perform  in  accordance  herewith;  the  execution,  delivery  and  performance  of this  Agreement
(including  all  instruments  of transfer to be delivered  pursuant to this  Agreement) by the Company and the  consummation of the  transactions  contemplated  hereby have been duly and validly  authorized;  this
Agreement  evidences  the valid,  binding and  enforceable  obligation  of the Company;  and all requisite corporate  action has been taken by the Company to make this Agreement  valid and binding upon the Company in accordance with its terms;

                  Ordinary  Course of Business.  The  consummation  of the  transactions  contemplated  by this  Agreement are in the ordinary  course of business of the Company,  and the transfer,  assignment and conveyance  of the Mortgage  Notes and the  Mortgages by the Company  pursuant to this  Agreement  are not subject  to  the  bulk  transfer  or  any  similar  statutory  provisions  in  effect  in  any  applicable jurisdiction;

                  No  Conflicts.  Neither the execution and delivery of this  Agreement,  the  acquisition of the  Mortgage  Loans  by the  Company,  the  sale  of  the  Mortgage  Loans  to  the  Purchaser  or the transactions  contemplated  hereby,  nor the fulfillment of or compliance with the terms and conditions of this  Agreement,  will conflict  with or result in a breach of any of the terms,  conditions or provisions of the Company's  charter or by-laws or any legal  restriction or any agreement or instrument to which the
Company  is now a party or by which it is bound,  or  constitute  a default  or result in an  acceleration under any of the foregoing,  or result in the violation of any law, rule,  regulation,  order, judgment or decree to which the  Company or its  property  is  subject,  or impair the  ability  of the  Purchaser  to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                  Ability  to  Service.  The  Company  is  an  approved  seller/servicer  of  conventional residential  mortgage  loans  for  Fannie  Mae or  Freddie  Mac,  with  the  facilities,  procedures,  and experienced  personnel  necessary  for the  sound  servicing  of  mortgage  loans of the same  type as the
Mortgage Loans.  The Company is in good standing to sell mortgage loans to and service  mortgage loans for
Fannie Mae or Freddie Mac, and no event has  occurred,  including but not limited to a change in insurance coverage,  which  would make the  Company  unable to comply  with  Fannie Mae or Freddie  Mac  eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

                  Reasonable  Servicing Fee. The Company  acknowledges  and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents  reasonable  compensation for performing such services and that the entire  Servicing Fee shall be treated by the Company,  for accounting  and tax purposes,  as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                  Ability  to  Perform.  The  Company  does not  believe,  nor does it have any  reason or cause to  believe,  that it cannot  perform  each and every  covenant  contained  in this  Agreement.  The
Company is solvent and the sale of the Mortgage  Loans is not  undertaken to hinder,  delay or defraud any of the Company's creditors;

                  No Litigation Pending.  There is no action,  suit,  proceeding or investigation  pending or to the best of the  Company's  knowledge  threatened  against  the  Company  which,  either  in any one instance or in the  aggregate,  may result in any material  adverse  change in the  business,  operations, financial  condition,  properties or assets of the Company,  or in any material impairment of the right or ability  of the  Company to carry on its  business  substantially  as now  conducted,  or in any  material liability on the part of the  Company,  or which would draw into  question the validity of this  Agreement or the Mortgage  Loans or of any action taken or to be taken in  connection  with the  obligations  of the
Company  contemplated  herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

                  No  Consent  Required.  No  consent,  approval,  authorization  or order of any court or governmental  agency or body is required for the execution,  delivery and performance by the Company of or compliance  by the Company  with this  Agreement  or the sale of the  Mortgage  Loans as  evidenced by the consummation of the transactions  contemplated by this Agreement,  or if required,  such approval has been obtained prior to the related Closing Date;

                  Selection  Process.  The Mortgage  Loans were  selected from among the  adjustable  rate one- to  four-family  mortgage  loans in the Company's  portfolio at the related  Closing Date as to which the  representations  and  warranties  set forth in Section 3.02 could be made and such  selection was not made in a manner so as to affect adversely the interests of the Purchaser;

                  Pool  Characteristics.  With respect to each Mortgage  Loan  Package,  the Mortgage Loan characteristics set forth on Exhibit 2 to the related Assignment and Conveyance are true and complete.

                  No  Untrue  Information.  Neither  this  Agreement  nor any  statement,  report or other document  furnished or to be furnished  pursuant to this Agreement or in connection with the  transactions contemplated  hereby contains any untrue  statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

                  Sale  Treatment.  The Company has determined  that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

                  Financial Statements.  There has been no change in the business,  operations,  financial condition,  properties  or assets of the Company  since the date of the  Company's  most recent  financial statements  that would have a material  adverse  effect on its  ability to perform its  obligations  under this Agreement;

                  No Brokers' Fees. The Company has not dealt with any broker,  investment  banker,  agent or other person that may be entitled to any  commission or  compensation  in  connection  with the sale of the Mortgage Loans;

                  Origination.  The  Company's  decision to  originate  any  mortgage  loan or to deny any mortgage loan application is an independent  decision based upon Company's  Underwriting  Guidelines,  and is in no way made as a result of  Purchaser's  decision  to  purchase,  or not to  purchase,  or the price
Purchaser may offer to pay for, any such mortgage loan, if originated; and

                  MERS.  The  Company  is a  member  of MERS in good  standing,  and  will  comply  in all material  respects  with the rules and  procedures  of MERS in  connection  with the servicing of the MERS
Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

                  Representations and Warranties Regarding Individual Mortgage Loans.

                  As to each Mortgage Loan,  the Company  hereby  represents and warrants to the Purchaser that as of the related Closing Date:

                  Mortgage Loans as Described.  The  information  set forth in each Mortgage Loan Schedule is complete, true and correct in all material respects;

                  Payments  Current.  All payments  required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and  credited.  No payment  required under the Mortgage  Loan has been more than 30 days  delinquent  at any time in the twelve months prior to the related  Closing Date.  The first  Monthly  Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

                  No  Outstanding  Charges.  There  are no  defaults  in  complying  with the terms of the
Mortgages,  and all taxes,  governmental  assessments,  insurance  premiums,  water,  sewer and  municipal charges,  leasehold  payments or ground rents which previously  became due and owing have been paid, or an escrow of funds has been  established  in an amount  sufficient  to pay for every such item which  remains unpaid and which has been  assessed  but is not yet due and payable.  The Company has not advanced  funds, or induced,  solicited  or knowingly  received  any advance of funds by a party other than the  Mortgagor, directly or  indirectly,  for the  payment of any amount  required  under the  Mortgage  Loan,  except for interest  accruing  from  the date of the  Mortgage  Note or date of  disbursement  of the  Mortgage  Loan proceeds,  whichever  is  greater,  to the day  which  precedes  by one  month  the Due Date of the  first installment of principal and interest;

                  Original  Terms  Unmodified.  The terms of the Mortgage  Note and Mortgage have not been impaired,  waived,  altered or  modified in any  respect,  except by a written  instrument  which has been recorded,  if necessary  to protect the  interests of the  Purchaser  and which has been  delivered to the
Custodian.  The substance of any such waiver,  alteration or modification  has been approved by the issuer of any related PMI Policy and the title insurer,  to the extent required by the policy,  and its terms are reflected on the related  Mortgage Loan  Schedule.  No Mortgagor has been  released,  in whole or in part, except in  connection  with an assumption  agreement  approved by the issuer of any related PMI Policy and the title insurer,  to the extent required by the policy,  and which  assumption  agreement is part of the
Mortgage  Loan  File  delivered  to the  Custodian  and the terms of which are  reflected  in the  related
Mortgage Loan Schedule;

                  No  Defenses.  The  Mortgage  Loan is not subject to any right of  rescission,  set-off, counterclaim  or defense,  including  without  limitation the defense of usury,  nor will the operation of any of the terms of the Mortgage Note or the  Mortgage,  or the exercise of any right  thereunder,  render either the Mortgage  Note or the Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim or defense,  including without limitation the defense of usury, and no such right of rescission,  set-off,  counterclaim or defense has been asserted with respect  thereto,  and no Mortgagor  was a debtor in any state or federal  bankruptcy  or  insolvency  proceeding at the time the
Mortgage Loan was originated;

                  Hazard  Insurance.  Pursuant  to the  terms  of the  Mortgage,  all  buildings  or other improvements  upon the Mortgaged  Property are insured by a generally  acceptable  insurer against loss by fire,  hazards  of  extended  coverage  and such  other  hazards  as are  customary  in the area where the
Mortgaged  Property is located  pursuant to insurance  policies  conforming to the requirements of Section
4.10. If upon  origination of the Mortgage Loan, the Mortgaged  Property was in an area  identified in the
Federal  Register by the Federal  Emergency  Management  Agency as having  special flood hazards (and such flood  insurance  has been made  available)  a flood  insurance  policy  meeting the  requirements  of the current  guidelines of the Federal Flood  Insurance  Administration  is in effect which policy conforms to the requirements of Section 4.10. All individual  insurance  policies contain a standard  mortgagee clause naming the Company and its successors and assigns as mortgagee,  and all premiums  thereon have been paid.
The  Mortgage  obligates  the  Mortgagor  thereunder  to  maintain  the  hazard  insurance  policy  at the
Mortgagor's  cost and  expense,  and on the  Mortgagor's  failure to do so,  authorizes  the holder of the
Mortgage  to obtain  and  maintain  such  insurance  at such  Mortgagor's  cost and  expense,  and to seek reimbursement  therefor from the Mortgagor.  Where required by state law or regulation,  the Mortgagor has been given an opportunity to choose the carrier of the required hazard  insurance,  provided the policy is not a "master" or "blanket"  hazard  insurance  policy  covering the common  facilities  of a planned unit development.  The hazard insurance policy is the valid and binding  obligation of the insurer,  is in full force and  effect,  and will be in full force and effect and inure to the  benefit of the  Purchaser  upon the consummation of the transactions  contemplated by this Agreement.  The Company has not engaged in, and has no knowledge of the  Mortgagor's  or any  Subservicer's  having  engaged in, any act or omission which would impair the coverage of any such policy,  the  benefits of the  endorsement  provided for herein,  or the validity  and binding  effect of either,  including  without  limitation,  no unlawful  fee,  unlawful commission,  unlawful  kickback or other  unlawful  compensation  or value of any kind has been or will be received,  retained or realized by any  attorney,  firm or other  person or entity,  and no such  unlawful items have been received, retained or realized by the Company;

                  Compliance  with  Applicable  Laws. Any and all  requirements  of any federal,  state or local law including,  without  limitation,  usury,  truth-in-lending,  real estate settlement  procedures, consumer credit  protection,  equal credit  opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its  possession,  available for the Purchaser's inspection,  and shall  deliver  to the  Purchaser  upon  demand,  evidence  of  compliance  with all such requirements;

                  No   Satisfaction  of  Mortgage.   The  Mortgage  has  not  been  satisfied,   canceled,
subordinated  or rescinded,  in whole or in part,  and the  Mortgaged  Property has not been released from the lien of the  Mortgage,  in whole or in part,  nor has any  instrument  been executed that would effect any such release,  cancellation,  subordination or rescission.  The Company has not waived the performance by the  Mortgagor  of any  action,  if the  Mortgagor's  failure to perform  such  action  would cause the
Mortgage  Loan to be in default,  nor has the  Company  waived any  default  resulting  from any action or inaction by the Mortgagor;

                  Location  and  Type of  Mortgaged  Property.  The  Mortgaged  Property  is a fee  simple property  located in the state  identified in the related  Mortgage Loan Schedule and consists of a parcel of real property with a detached single family  residence  erected thereon,  or an individual  condominium unit in a low-rise  condominium  project,  or an individual unit in a planned unit development,  provided, however,  that any  condominium  project or planned unit  development  shall  conform  with the  Company's
Underwriting  Guidelines  regarding  such  dwellings,  and no  residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

                  Valid First  Lien.  The  Mortgage  is a valid,  subsisting,  enforceable  and  perfected first  lien  on the  Mortgaged  Property,  including  all  buildings  and  improvements  on the  Mortgaged
Property,  and  all  additions,  alterations  and  replacements  made  at any  time  with  respect  to the foregoing. The lien of the Mortgage is subject only to:

                  the lien of current real property taxes and assessments not yet due and payable;

                  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the
         Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the
Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

                  Validity of Mortgage  Documents.  The Mortgage  Note and the  Mortgage are genuine,  and each is the legal,  valid and binding  obligation of the maker thereof  enforceable in accordance with its terms.  All parties to the  Mortgage  Note and the  Mortgage  and any other  related  agreement  had legal capacity to enter into the  Mortgage  Loan and to execute and deliver the  Mortgage  Note and the Mortgage and any other  related  agreement,  and the  Mortgage  Note and the  Mortgage  have been duly and properly executed by such  parties.  No fraud was committed by the Company,  or to the  Company's  knowledge by any other person  including the  Mortgagor,  in connection  with the  origination or servicing of the Mortgage
Loan.  The Company has reviewed all of the documents  constituting  the  Servicing  File and has made such inquiries  as it deems  necessary  to make and  confirm  the  accuracy  of the  representations  set forth herein;

                  Full  Disbursement  of Proceeds.  The Mortgage  Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement  for future  advances  thereunder, and  any  and  all  requirements  as to  completion  of any  on-site  or  off-site  improvement  and as to disbursements  of any  escrow  funds  therefor  have been  complied  with.  All costs,  fees and  expenses incurred in making or closing the  Mortgage  Loan and the  recording of the  Mortgage  were paid,  and the
Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  Ownership.  The  Company is the sole owner of record  and holder of the  Mortgage  Loan.
The Mortgage Loan is not assigned or pledged,  and the Company has good and marketable title thereto,  and has full right to transfer  and sell the  Mortgage  Loan  therein to the  Purchaser  free and clear of any encumbrance,  equity,  participation  interest,  lien, pledge, charge, claim or security interest, and has full right and authority  subject to no interest or participation  of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

                  Doing  Business.  All parties which have had any interest in the Mortgage Loan,  whether as mortgagee,  assignee,  pledgee or otherwise, are (or, during the period in which they held and disposed of such interest,  were) (1) in compliance with any and all applicable licensing  requirements of the laws of the state wherein the Mortgaged  Property is located,  and (2) organized  under the laws of such state, or (3) qualified to do business in such state,  or (4) federal  savings and loan  associations or national banks having principal offices in such state, or (5) not doing business in such state;

                  LTV, PMI Policy.  Any Mortgage Loan with an LTV over 80% has a PMI Policy  insuring,  as to  payment  defaults,  the  excess  LTV over 71% (or such  other  percentage  as  stated  in the  related
Confirmation)  of the  Appraised  Value  until  the  LTV of such  Mortgage  Loan is  reduced  to 80%.  All provisions  of such PMI Policy  have been and are being  complied  with,  such policy is in full force and effect,  and all premiums due thereunder  have been paid. No action,  inaction,  or event has occurred and no state of facts  exists  that has,  or will  result in the  exclusion  from,  denial  of, or  defense to coverage.  Any Mortgage Loan subject to a PMI Policy  obligates  the Mortgagor  thereunder to maintain the
PMI Policy and to pay all premiums and charges in connection  therewith;  provided,  that, with respect to
LPMI Loans,  the Company is obligated  thereunder  to maintain the LPMI Policy and to pay all premiums and charges in  connection  therewith.  The Mortgage  Interest  Rate for the Mortgage Loan as set forth on the
Mortgage Loan Schedule is net of any insurance premium excluded any premium for the LPMI Policy;

                  Title  Insurance.  The Mortgage Loan is covered by either (i) an  attorney's  opinion of title  and  abstract  of  title  the form  and  substance  of which  is  acceptable  to  mortgage  lending institutions  making  mortgage  loans in the area where the Mortgaged  Property is located or (ii) an ALTA lender's title insurance  policy or other generally  acceptable form of policy of insurance  acceptable to
Fannie  Mae or  Freddie  Mac,  issued by a title  insurer  acceptable  to Fannie  Mae or  Freddie  Mac and qualified  to do business in the  jurisdiction  where the  Mortgaged  Property  is located,  insuring  the
Company,  its  successors  and  assigns,  as to the first  priority  lien of the  Mortgage in the original principal  amount of the  Mortgage  Loan (or to the extent  that a Mortgage  Note  provides  for  negative amortization,  the maximum amount of negative  amortization in accordance with the Mortgage),  and against any loss by reason of the  invalidity or  unenforceability  of the lien  resulting  from the provisions of the Mortgage  providing for adjustment in the Mortgage Interest Rate and Monthly Payment,  subject only to the  exceptions  contained  in clauses  (1), (2) and (3) of  paragraph  (j) of this  Section  3.02.  Where required by state law or  regulation,  the Mortgagor has been given the  opportunity to choose the carrier
of  the  required   mortgage  title  insurance.   Additionally,   such  lender's  title  insurance  policy
affirmatively  insures ingress and egress, and against  encroachments by or upon the Mortgaged Property or any interest therein.  The Company is the sole insured of such lender's title insurance  policy,  and such lender's  title  insurance  policy is in full force and  effect  and will be in force and effect  upon the consummation  of the  transactions  contemplated  by this  Agreement.  No claims have been made under such lender's title insurance  policy,  and no prior holder of the Mortgage,  including the Company,  has done, by act or omission,  anything  which would impair the coverage of such  lender's  title  insurance  policy including without  limitation,  no unlawful fee,  commission,  kickback or other unlawful  compensation or value of any kind has been or will be  received,  retained  or  realized  by any  attorney,  firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

                  No Defaults.  There is no default,  breach,  violation or event of acceleration existing under the  Mortgage or the Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period,  would  constitute a default,  breach,  violation or event of acceleration,  and neither the Company nor its predecessors have waived any default,  breach, violation or event of acceleration;

                  No  Mechanics'  Liens.  There are no  mechanics'  or similar  liens or claims which have been filed for work,  labor or material (and no rights are outstanding  that under the law could give rise to such liens)  affecting the related  Mortgaged  Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  Location of Improvements;  No Encroachments.  All improvements  which were considered in determining  the Appraised  Value of the Mortgaged  Property lay wholly within the boundaries and building restriction  lines of the Mortgaged  Property and no  improvements on adjoining  properties  encroach upon the  Mortgaged  Property.  No  improvement  located  on or  being  part of the  Mortgaged  Property  is in violation of any applicable zoning law or regulation;

                  Origination;  Payment  Terms.  The  Mortgage  Loan  was  originated  by  either  i)  the
Company,  which is a  FNMA-approved,  FHLMC-approved  and HUD-approved  mortgage banker,  or ii) an entity that  is a  FNMA-approved,  FHLMC-approved  and  HUD-approved  mortgage  banker,  or a  savings  and  loan association,  a savings bank, a commercial  bank or similar  banking  institution  which is supervised and examined by a Federal or state  authority.  The  interest  rate on the related  Mortgage  Note is adjusted annually in the case of Treasury  Rate  Mortgage  Loans and LIBOR  Mortgage  Loans on each  Interest  Rate
Adjustment Date to equal the Index plus the Gross Margin,  subject to the Initial Rate Cap,  Periodic Rate
Cap and the Lifetime  Mortgage  Interest Rate Cap as set forth in the Mortgage Note. The Mortgage Interest
Rate for a 5/1 ARM Mortgage  Loan and a 3/1 ARM Mortgage  Loan is adjusted  annually  commencing  from and after the  sixtieth  Monthly  Payment and the  thirty-sixth  Monthly  Payment,  respectively,  in the same manner as a Treasury Rate Mortgage Loan and LIBOR  Mortgage  Loan,  provided,  however,  that the Periodic
Rate Cap does not apply to the initial  Interest Rate  Adjustment Date for such 5/1 ARM Mortgage Loan (the
Initial  Rate Cap does  apply).  The  Mortgage  Note is  payable  each month in  monthly  installments  of principal and interest,  with interest in arrears,  and requires Monthly  Payments  sufficient to amortize the  original  principal  balance  of the  Mortgage  Loan  over a term of no  more  than  30  years.  Each
Convertible  Mortgage  Loan  contains a  provision  whereby  the  Mortgagor  is  permitted  to convert the
Mortgage  Loan to a fixed-rate  mortgage loan at any time between the first and fifth  anniversary  of the origination of the Mortgage Loan. No Mortgage Loan has a provision for negative amortization;

                  Customary  Provisions.  The Mortgage contains customary and enforceable  provisions such as to render the rights and  remedies  of the holder  thereof  adequate  for the  realization  against the
Mortgaged  Property of the  benefits of the security  provided  thereby,  including,  (i) in the case of a
Mortgage  designated as a deed of trust,  by trustee's  sale, and (ii) otherwise by judicial  foreclosure.
Upon default by a Mortgagor on a Mortgage  Loan and  foreclosure  on, or trustee's  sale of, the Mortgaged
Property pursuant to the proper  procedures,  the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged  Property.  There is no homestead or other exemption  available to a Mortgagor  which would  interfere  with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage;

                  Conformance  with  Underwriting  Guidelines.  The  Mortgage  Loan  was  underwritten  in accordance  with the  Company's  Underwriting  Guidelines  in  effect  at the time the  Mortgage  Loan was originated.;

                  Occupancy  of the  Mortgaged  Property.  As of the related  Closing  Date the  Mortgaged
Property is lawfully  occupied under applicable law. All inspections,  licenses and certificates  required to be made or issued with respect to all occupied  portions of the  Mortgaged  Property  and, with respect to the use and  occupancy of the same,  including  but not limited to  certificates  of occupancy and fire underwriting  certificates,  have been made or obtained from the  appropriate  authorities.  The Mortgagor represented  at the  time of  origination  of the  Mortgage  Loan  that the  Mortgagor  would  occupy  the
Mortgaged Property as the Mortgagor's primary residence;

                  No  Additional  Collateral.  The  Mortgage  Note is not and has not been  secured by any collateral  except the lien of the  corresponding  Mortgage  and the security  interest of any  applicable security agreement or chattel mortgage referred to in (j) above;

                  Deeds of Trust.  In the event  the  Mortgage  constitutes  a deed of trust,  a  trustee, duly  qualified  under  applicable  law to serve as such,  has been properly  designated  and currently so serves  and is  named  in the  Mortgage,  and no  fees  or  expenses  are or will  become  payable  by the
Purchasers  to the trustee  under the deed of trust,  except in  connection  with a  trustee's  sale after default by the Mortgagor;

                  Acceptable   Investment.   The  Company  has  no  knowledge  of  any   circumstances  or
conditions with respect to the Mortgage,  the Mortgaged Property,  the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private  institutional  investors to regard the Mortgage
Loan as an unacceptable  investment,  cause the Mortgage Loan to become  delinquent,  or adversely  affect the value or marketability of the Mortgage Loan;

                  Delivery of Mortgage  Documents.  The Mortgage  Note,  the Mortgage,  the  Assignment of
Mortgage and any other  documents  required to be delivered  for the  Mortgage  Loan by the Company  under this  Agreement  as set forth in Exhibit C attached  hereto  have been  delivered  to the  Custodian.  The
Company is in possession  of a complete,  true and accurate  Mortgage  File in compliance  with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

                  Condominiums/Planned  Unit  Developments.  If the  Mortgaged  Property is a  condominium unit or a planned unit  development  (other than a de minimus planned unit  development)  such condominium or  planned  unit  development  project  meets  Company's  Underwriting  Guidelines  with  respect to such condominium or planned unit development;

                  Transfer of Mortgage  Loans.  The  Assignment of Mortgage is in  recordable  form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  Due on Sale. The Mortgage  contains an  enforceable  provision for the  acceleration  of the  payment  of the  unpaid  principal  balance  of the  Mortgage  Loan in the event  that the  Mortgaged
Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

                  No Buydown  Provisions;  No Graduated  Payments or  Contingent  Interests.  The Mortgage
Loan does not contain  provisions  pursuant to which  Monthly  Payments  are paid or  partially  paid with funds deposited in any separate account  established by the Company,  the Mortgagor or anyone on behalf of the  Mortgagor,  or paid by any source  other than the  Mortgagor  nor does it contain  any other  similar provisions  currently in effect which may  constitute a "buydown"  provision.  The Mortgage  Loan is not a graduated  payment  mortgage  loan and the  Mortgage  Loan  does not have a shared  appreciation  or other contingent interest feature;

                  Consolidation  of  Future  Advances.  Any  future  advances  made  prior to the  related
Cut-off Date have been  consolidated  with the outstanding  principal amount secured by the Mortgage,  and the secured  principal  amount,  as consolidated,  bears a single interest rate and single repayment term.
The lien of the Mortgage  securing the consolidated  principal amount is expressly insured as having first lien  priority  by a title  insurance  policy,  an  endorsement  to the policy  insuring  the  mortgagee's consolidated  interest  or by  other  title  evidence  acceptable  to  Fannie  Mae and  Freddie  Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  Mortgaged  Property  Undamaged.  There is no  proceeding  pending or, to the best of the
Company's  knowledge,  threatened for the total or partial  condemnation  of the Mortgaged  Property.  The
Mortgaged Property is undamaged by waste, fire,  earthquake or earth movement,  windstorm,  flood, tornado or other  casualty so as to affect  adversely  the value of the  Mortgaged  Property  as security  for the
Mortgage Loan or the use for which the premises were intended; and

                  Collection  Practices;  Escrow  Deposits.  The  origination,  servicing  and  collection practices  used with  respect  to the  Mortgage  Loan  have been in  accordance  with  Accepted  Servicing
Practices,  and have been in all respects in compliance  with all applicable  laws and  regulations.  With respect to escrow  deposits and Escrow  Payments,  all such payments are in the  possession of the Company and there exist no deficiencies in connection  therewith for which  customary  arrangements  for repayment thereof have not been made.  All Escrow  Payments have been  collected in full  compliance  with state and federal  law.  An escrow of funds is not  prohibited  by  applicable  law and has been  established  in an amount  sufficient to pay for every item which  remains  unpaid and which has been assessed but is not yet due and payable.  No escrow  deposits or Escrow Payments or other charges or payments due the Company have been  capitalized  under the Mortgage or the Mortgage Note. All Mortgage  Interest Rate  adjustments  have been made in strict  compliance  with state and federal law and the terms of the  related  Mortgage  Note.
Any interest required to be paid pursuant to state and local law has been properly paid and credited;

                  Appraisal.  The Mortgage  File  contains an appraisal of the related  Mortgage  Property signed prior to the approval of the Mortgage Loan  application  by a qualified  appraiser,  duly appointed by the Company,  who had no interest,  direct or indirect in the Mortgaged Property or in any loan made on the  security  thereof;  and whose  compensation  is not affected by the  approval or  disapproval  of the
Mortgage Loan, and the appraisal and appraiser both satisfy the  requirements  of Fannie Mae,  Freddie Mac or  Title XI  of the  Federal  Institutions  Reform,  Recovery,  and  Enforcement  Act  of  1989  and  the
regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

                  Soldiers'  and Sailors'  Relief Act.  The  Mortgagor  has not notified the Company,  and the Company has no knowledge of any relief  requested or allowed to the Mortgagor  under the Soldiers' and
Sailors' Civil Relief Act of 1940;

                  Environmental  Matters.  The  Mortgaged  Property  is free  from  any and all  toxic  or hazardous  substances  and there  exists no violation of any local,  state or federal  environmental  law, rule or  regulation.  To the best of the  Company's  knowledge,  there is no pending  action or proceeding directly  involving  any  Mortgaged  Property of which the Company is aware in which  compliance  with any environmental  law, rule or regulation is an issue;  and to the best of the Company's  knowledge,  nothing further  remains to be done to  satisfy  in full all  requirements  of each such law,  rule or  regulation consisting a prerequisite to use and enjoyment of said property;

                  No  Construction   Loans.  No  Mortgage  Loan  was  made  in  connection  with  (i)  the construction or  rehabilitation  of a Mortgaged  Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

                  Insurance.  The  Company  has  caused  or will  cause to be  performed  any and all acts required to preserve the rights and remedies of the  Purchaser in any  insurance  policies  applicable  to the Mortgage Loans including,  without limitation,  any necessary  notifications of insurers,  assignments of policies or interests therein,  and establishments of coinsured,  joint loss payee and mortgagee rights in favor of the  Purchaser;  No action,  inaction,  or event has  occurred  and no state of fact exists or has existed  that has  resulted or will result in the  exclusion  from,  denial of, or defense to coverage under any applicable pool insurance  policy,  special hazard  insurance  policy,  PMI Policy or bankruptcy bond,  irrespective  of the cause of such failure of coverage.  In  connection  with the  placement of any such insurance,  no commission,  fee, or other compensation has been or will be received by the Company or any  designee  of the  Company or any  corporation  in which the  Company  or any  officer,  director,  or employee had a financial interest at the time of placement of such insurance;

                  Regarding the Mortgagor.  The Mortgagor is one or more natural  persons and/or  trustees for an Illinois  land trust or a trustee under a "living  trust" and such "living  trust" is in compliance with Fannie Mae guidelines for such trusts.

                  Predatory  Lending  Regulations;  High  Cost  Loans.  None  of the  Mortgage  Loans  are
classified  as (a) "high cost" loans under the Home  Ownership  and Equity  Protection  Act of 1994 or (b)
"high cost," "threshold," or "predatory" loans under any other applicable state, federal or local law.

                  Simple  Interest  Mortgage  Loans.  None  of the  Mortgage  Loans  are  simple  interest
Mortgage Loans.

                   Single  Premium Credit Life  Insurance.  None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

                      Tax Service  Contract  The Company has  obtained a life of loan,  transferable  real estate Tax Service  Contract  on each  Mortgage  Loan and such  contract is  assignable  without  penalty, premium or cost to the Purchaser;

                      Flood   Certification   Contract.   The  Company  has   obtained  a  life  of  loan,
transferable flood certification  contract with a Approved Flood Certification  Provider for each Mortgage
Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

                      FICO Scores. Each Mortgage Loan has a non-zero FICO score;

                  Prepayment  Fee. With respect to each  Mortgage Loan that has a prepayment  fee feature, each such prepayment fee is enforceable and will be enforced by the Company,  and each prepayment  penalty in  permitted  pursuant  to  federal,  state and local law.  No  Mortgage  Loan will  impose a  prepayment penalty  for a term in excess of five years from the date such  Mortgage  Loan was  originated.  Except as otherwise  set forth in the related  Mortgage  Loan  Schedule,  with  respect to each  Mortgage  Loan that contains a prepayment  fee, such  prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under  applicable law and (B) six months interest at the related  Mortgage  Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

                  Recordation.  Each original  Mortgage was recorded and,  except for those Mortgage Loans subject to the MERS  identification  system,  all subsequent  assignments of the original  Mortgage (other than the assignment to the Purchaser)  have been recorded in the  appropriate  jurisdictions  wherein such recordation  is necessary to perfect the lien  thereof as against  creditors of the Company,  or is in the process of being recorded;

                  Leaseholds.       If the  Mortgaged  Property is subject to a ground  lease or any other type of leasehold  interest,  the ground lease or other leasehold  interest  exceeds the remaining term of the related Mortgage Loan.

                  Remedies for Breach of Representations and Warranties.

                  It is  understood  and  agreed  that the  representations  and  warranties  set forth in
Sections 3.01 and 3.02 shall  survive the sale of the Mortgage  Loans to the Purchaser and the delivery of the  Mortgage  Loan  Documents  to the  Custodian  and  shall  inure  to  the  benefit  of the  Purchaser, notwithstanding  any  restrictive or qualified  endorsement on any Mortgage Note or Assignment of Mortgage or the  examination or failure to examine any Mortgage  File.  Upon discovery by either the Company or the
Purchaser  of a breach  of any of the  foregoing  representations  and  warranties  which  materially  and adversely  affects the value of the Mortgage Loans or the interest of the Purchaser,  or which  materially and  adversely  affects  the  interests  of  Purchaser  in the  related  Mortgage  Loan  in the  case of a representation  and warranty relating to a particular  Mortgage Loan (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

                  With respect to those  representations  and warranties which are made to the best of the
Company's  knowledge,  if it is  discovered  by the Company or the  Purchaser  that the  substance of such representation  and warranty is inaccurate and such inaccuracy  materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which  materially and adversely  affects the value of a Mortgage Loan or the  interests of the  Purchaser in the related  Mortgage Loan in the case of a representation and warranty relating to a particular  Mortgage Loan),  notwithstanding  the Company's lack of knowledge  with respect to the  substance of such  representation  and warranty,  such  inaccuracy shall be deemed a breach of the applicable representation and warranty.

                  Within 60 days of the  earlier of either  discovery  by or notice to the  Company of any
Breach of a  representation  or warranty,  the Company  shall use its best  efforts  promptly to cure such
Breach in all  material  respects  and,  if such  Breach  cannot  be  cured,  the  Company  shall,  at the
Purchaser's option and subject to Section 3.06,  repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any  representation  or warranty set forth in Section 3.01, and such
Breach  cannot be cured  within 60 days of the earlier of either  discovery by or notice to the Company of such Breach,  all of the Mortgage Loans shall, at the  Purchaser's  option and subject to Section 3.06, be
repurchased  by  the  Company  at  the  Repurchase  Price.   However,   if  the  Breach  shall  involve  a
representation  or warranty set forth in Section 3.02 and the Company  discovers or receives notice of any such Breach within 120 days of the related  Closing Date, the Company  shall,  at the  Purchaser's  option and  provided  that the Company has a Qualified  Substitute  Mortgage  Loan,  rather than  repurchase  the
Mortgage Loan as provided above,  remove such Mortgage Loan (a "Deleted  Mortgage Loan") and substitute in its place a Qualified  Substitute  Mortgage Loan or Loans,  provided that any such  substitution  shall be effected  not later  than 120 days  after the  related  Closing  Date.  If the  Company  has no  Qualified
Substitute  Mortgage Loan, it shall  repurchase the deficient  Mortgage Loan. Any repurchase of a Mortgage
Loan or Loans pursuant to the foregoing  provisions of this Section 3.03 shall be  accomplished by deposit in the Custodial  Account of the amount of the Repurchase  Price for distribution to Purchaser on the next scheduled  Remittance Date,  after deducting  therefrom any amount received in respect of such repurchased
Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

                  At the time of repurchase or  substitution,  the Purchaser and the Company shall arrange for the  reassignment  of the Deleted  Mortgage Loan to the Company and the delivery to the Company of any documents  held by the Custodian  relating to the Deleted  Mortgage  Loan. In the event of a repurchase or substitution,  the Company  shall,  simultaneously  with such  reassignment,  give  written  notice to the
Purchaser that such repurchase or substitution  has taken place,  amend the related Mortgage Loan Schedule to  reflect  the  withdrawal  of the  Deleted  Mortgage  Loan from  this  Agreement,  and,  in the case of substitution,  identify a Qualified  Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified  Substitute Mortgage Loan to this Agreement.  In connection with any such substitution,  the Company shall be deemed to have made as to such Qualified  Substitute Mortgage
Loan the representations  and warranties set forth in this Agreement except that all such  representations and warranties set forth in this Agreement shall be deemed made as of the date of such  substitution.  The
Company shall effect such  substitution  by delivering  to the  Custodian  for such  Qualified  Substitute
Mortgage  Loan the  documents  required by Section  2.03,  with the Mortgage  Note endorsed as required by
Section 2.03. No  substitution  will be made in any calendar month after the  Determination  Date for such month.  The Company shall deposit in the Custodial  Account the Monthly Payment less the Servicing Fee due on  such  Qualified  Substitute  Mortgage  Loan  or  Loans  in  the  month  following  the  date  of  such substitution.  Monthly  Payments due with respect to Qualified  Substitute  Mortgage Loans in the month of substitution shall be retained by the Company.  For the month of substitution,  distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of  substitution,  and the
Company  shall  thereafter  be  entitled  to retain all  amounts  subsequently  received by the Company in respect of such Deleted Mortgage Loan.

                  For any month in which the Company  substitutes  a Qualified  Substitute  Mortgage  Loan for a Deleted  Mortgage  Loan,  the Company  shall  determine  the amount (if any) by which the  aggregate principal balance of all Qualified  Substitute  Mortgage Loans as of the date of substitution is less than the aggregate  Stated  Principal  Balance of all Deleted  Mortgage  Loans (after  application of scheduled principal  payments due in the month of  substitution).  The amount of such shortfall shall be distributed by the Company in the month of  substitution  pursuant to Section 5.01.  Accordingly,  on the date of such substitution,  the Company shall deposit from its own funds into the Custodial  Account an amount equal to the amount of such shortfall.

                  Any cause of action  against  the  Company  relating  to or arising out of the Breach of any  representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i)  discovery  of such Breach by the  Purchaser or notice  thereof by the Company to the  Purchaser,
(ii) failure by the Company to cure such Breach or repurchase such Mortgage Loan as specified  above,  and
(iii) demand upon the Company by the Purchaser for compliance with this Agreement.

                  Indemnification.

                  The Company  agrees to indemnify  the  Purchaser  and hold it harmless  from and against any and all  claims,  losses,  damages,  penalties,  fines,  forfeitures,  legal fees and  related  costs, judgments,  and any other costs,  fees and expenses  that the Purchaser may sustain in any way related any assertion  based on,  grounded upon  resulting from a Breach of any of the Company's  representations  and warranties  contained  herein.  In addition to the  obligations  of the Company set forth in this  Section
3.04, the Purchaser may pursue any and all remedies  otherwise  available at law or in equity,  including, but not  limited  to, the right to seek  damages.  The  provisions  of this  Section  3.04  shall  survive termination of this Agreement.

                  It is understood  and agreed that the  obligations  of the Company set forth in Sections
3.03 and 3.04 to cure,  substitute  for or  repurchase  a defective  Mortgage  Loan and to  indemnify  the
Purchaser   constitute  the  sole  remedies  of  the  Purchaser  respecting  a  Breach  of  the  foregoing representations and warranties.

                  Repurchase Upon Conversion.

         In the event the Mortgagor  under any  Convertible  Mortgage Loan elects to convert said Mortgage
Loan to a fixed rate  mortgage  loan,  as provided in the related  Mortgage  Note,  then the Company shall repurchase  the  related  Mortgage  Loan  in the  month  the  conversion  takes  place  and in the  manner prescribed in Section 3.04 at the Repurchase Price.

                  Restrictions and Requirements Applicable in the Event
                  that a Mortgage Loan is Acquired by a REMIC

                  In the event that any  Mortgage  Loan is held by a REMIC,  notwithstanding  any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

                  Repurchase of Mortgage Loans.

                  With  respect to any  Mortgage  Loan that is not in default or as to which no default is imminent,  no repurchase or substitution  pursuant to Subsection  3.03,  3.05, 3.07 or 7.02 shall be made, unless,  if so required by the applicable  REMIC  Documents the Company has obtained an Opinion of Counsel to the  effect  that  such  repurchase  will not (i)  result  in the  imposition  of taxes on  "prohibited transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

                  General Servicing Obligations.

                  The Company shall sell any REO Property  within two years after its  acquisition  by the
REMIC unless (i) the Company  applies for an extension of such two-year  period from the Internal  Revenue
Service  pursuant to the REMIC  Provisions  and Code Section  856(e)(3),  in which event such REO Property shall be sold within the applicable  extension  period,  or (ii) the Company  obtains for the Purchaser an
Opinion of Counsel,  addressed to the  Purchaser  and the  Company,  to the effect that the holding by the
REMIC of such REO Property  subsequent to such two year period will not result in the  imposition of taxes on  "prohibited  transactions"  as  defined  in  Section  860F of the Code or cause  the  REMIC to fail to qualify as a REMIC under the REMIC  Provisions  or  comparable  provisions  of relevant  state laws at any time. The Company shall manage,  conserve,  protect and operate each REO Property for the Purchaser solely for the purpose of its prompt  disposition  and sale in a manner which does not cause such REO Property to fail to qualify  as  "foreclosure  property"  within the  meaning of Section  860G(a)(8)  or result in the receipt  by  the  REMIC  of  any  "income  from  non-permitted  assets"  within  the  meaning  of  Section
860F(a)(2)(B)  of the Code or any "net  income  from  foreclosure  property"  which is subject to taxation under  Section  860G(a)(1)  of the Code.  Pursuant to its efforts to sell such REO  Property,  the Company shall either  itself or through an agent  selected by the Company  protect and conserve  such REO Property in the same manner and to such extent as is customary  in the locality  where such REO Property is located and may,  incident to its  conservation  and protection of the interests of the Purchaser,  rent the same, or any part  thereof,  as the Company  deems to be in the best  interest of the Company and the  Purchaser for the period  prior to the sale of such REO  Property;  provided,  however,  that any rent  received  or accrued with respect to such REO  Property  qualifies as "rents from real  property" as defined in Section
856(d) of the Code.

                  Additional Covenants.

                  In addition to the  provision  set forth in this Section  3.06,  if a REMIC  election is made with respect to the  arrangement  under which any of the Mortgage  Loans or REO  Properties are held, then, with respect to such Mortgage Loans and/or REO  Properties,  and  notwithstanding  the terms of this
Agreement,  the Company shall not take any action,  cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action  that,  under the REMIC  Provisions,  if taken or not taken,  as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the  imposition  of a tax upon the REMIC  (including  but not  limited  to the tax on  "prohibited  transactions"  as defined in
Section  860F(a)(2) of the Code and the tax on  "contributions" to a REMIC set forth in Section 860G(d) of the Code)  unless the Company has  received an Opinion of Counsel (at the expense of the party  seeking to take such  action) to the effect that the  contemplated  action  will not  endanger  such REMIC  status or result in the imposition of any such tax.

                  If a REMIC  election is made with  respect to the  arrangement  under which any Mortgage
Loans or REO  Properties  are held,  the  Company  shall amend this  Agreement  such that it will meet all
Rating Agency requirements.

                  Review of Mortgage Loans

                  From the related  Closing  Date until the date 15 days after the related  Closing  Date, the  Purchaser  shall  have the right to review the  Mortgage  Files and  obtain  BPOs and other  property evaluations on the Mortgaged  Properties  relating to the Mortgage Loans  purchased on the related Closing
Date,  with the results of such BPO or property  evaluation  reviews to be communicated to the Company for a period up to 15 days after the related  Closing  Date. In addition,  the Purchaser  shall have the right to reject  any  Mortgage  Loan which in the  Purchaser's  sole  determination  (i) fails to conform to the
Underwriting  Guidelines,  (ii) the  value  of the  Mortgaged  Property  pursuant  to any BPO or  property evaluation  varies by more than plus or minus 15% from the lesser of (A) the original  appraised  value of the Mortgage  Property or (B) the purchase  price of the Mortgaged  Property as of the date of origination
(a "Value Issue"),  (iii) the Mortgage Loan is underwritten  without verification of the Borrower's income and assets and there is no credit  report and credit score or (iv) the  Purchaser  deems the Mortgage Loan not to be an  acceptable  credit risk.  The Company  shall  repurchase  the rejected  Mortgage Loan in the manner  prescribed  in Section  3.03 upon receipt of notice from the  Purchaser  of the  rejection of such
Mortgage  Loan;  provided,  that, in the event that the  Purchaser  rejects a Mortgage Loan due to a Value
Issue,  the  Company  may submit to the  Purchaser  an  additional  property  evaluation  for  purposes of demonstrating  that the Mortgage  Loan does not have a Value Issue.  If the Purchaser and the Company fail to resolve  such  Value  Issue  within  two weeks of the  Purchaser  presenting  such  Value  Issue to the
Company,  then  Company  shall  have the  right to  promptly  (a)  substitute  such  Mortgage  Loan with a
Qualified  Substitute  Mortgage Loan meeting all the terms hereof, or (b) repurchase such Mortgage Loan in the manner  prescribed  in Section  3.03.  Any rejected  Mortgage  Loan shall be removed from the terms of this  Agreement.  The Company shall make  available  all files  required by Purchaser in order to complete its  review,  including  capturing  all  CRA/HMDA  required  data  fields.  Any  review  performed  by the
Purchaser  prior to the  related  Closing  Date  does not limit the  Purchaser's  rights or the  Company's obligations  under this section.  To the extent that the  Purchaser's  review  discloses that the Mortgage
Loans do not conform to the  Underwriting  Guidelines  or the terms set forth in the  Purchaser  Price and
Terms  Letter,  the  Purchaser may in its sole  discretion  increase its due  diligence  review and obtain additional  BPO's or other property  evaluations.  The additional  review may be for any reason  including but not limited to credit quality, property valuations, and data integrity.

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                  Company to Act as Servicer.

                  The Company shall service and  administer  the Mortgage  Loans and shall have full power and  authority,  acting  alone,  to  do  any  and  all  things  in  connection  with  such  servicing  and administration  which the Company  may deem  necessary  or  desirable,  consistent  with the terms of this
Agreement and with Accepted Servicing Practices.

                      Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate change the Index, Lifetime Mortgage Interest Rate Cap, Initial Rate Cap or Gross Margin of any
     Mortgage Loan, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business
     Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with
     Section 5.03, the difference between (a) such month's principal and one month's interest at the
     Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

                  In servicing and  administering  the Mortgage Loans, the Company shall employ procedures
(including  collection  procedures)  and exercise the same care that it customarily  employs and exercises in servicing and  administering  mortgage loans for its own account,  giving due consideration to Accepted
Servicing  Practices where such practices do not conflict with the  requirements  of this  Agreement,  and the Purchaser's reliance on the Company.

                  The  Mortgage  Loans may be  subserviced  by the  Subservicer  on behalf of the  Company provided that the Subservicer is a Fannie  Mae-approved  lender or a Freddie Mac  seller/servicer  in good standing,  and no event has occurred,  including but not limited to a change in insurance coverage,  which would make it unable to comply with the  eligibility  requirements  for  lenders  imposed by Fannie Mae or for  seller/servicers  imposed  by Freddie  Mac,  or which  would  require  notification  to Fannie Mae or
Freddie  Mac.  The Company may perform any of its  servicing  responsibilities  hereunder or may cause the
Subservicer to perform any such servicing  responsibilities  on its behalf,  but the use by the Company of the  Subservicer  shall not release  the Company  from any of its  obligations  hereunder  and the Company shall remain  responsible  hereunder  for all acts and  omissions of the  Subservicer  as fully as if such acts and  omissions  were  those of the  Company.  The  Company  shall  pay all fees and  expenses  of the
Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee.

                  At the cost and  expense of the  Company,  without any right of  reimbursement  from the
Custodial  Account,  the Company  shall be entitled to terminate  the rights and  responsibilities  of the
Subservicer  and arrange for any  servicing  responsibilities  to be performed by a successor  Subservicer meeting the requirements in the preceding  paragraph,  provided,  however,  that nothing  contained herein shall be deemed to prevent or prohibit the Company,  at the  Company's  option,  from  electing to service the related  Mortgage  Loans  itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section 9.04,  10.01 or 11.02, and if requested to do so by the
Purchaser,  the Company  shall at its own cost and expense  terminate the rights and  responsibilities  of the Subservicer as soon as is reasonably  possible.  The Company shall pay all fees, expenses or penalties necessary in order to terminate  the rights and  responsibilities  of the  Subservicer  from the Company's own funds without reimbursement from the Purchaser.

                  Notwithstanding  any of the  provisions  of this  Agreement  relating to  agreements  or arrangements  between the Company and the  Subservicer  or any  reference  herein to actions taken through the  Subservicer or otherwise,  the Company shall not be relieved of its  obligations to the Purchaser and shall be  obligated  to the same  extent  and under  the same  terms and  conditions  as if it alone  were servicing and  administering  the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for  indemnification  of the Company by the Subservicer and nothing contained in this
Agreement shall be deemed to limit or modify such indemnification.

                  Any  Subservicing  Agreement  and any other  transactions  or  services  relating to the
Mortgage  Loans  involving  the  Subservicer  shall be deemed to be between  the  Subservicer  and Company alone,  and  the  Purchaser  shall  have  no  obligations,  duties  or  liabilities  with  respect  to the
Subservicer  including no  obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of  distributions  and  advances by the Company  pursuant to this  Agreement,  the
Company shall be deemed to have received a payment on a Mortgage  Loan when the  Subservicer  has received such payment.

                  Liquidation of Mortgage Loans.

                  In the event that any payment due under any  Mortgage  Loan and not  postponed  pursuant to Section  4.01 is not paid when the same becomes due and payable,  or in the event the  Mortgagor  fails to perform any other  covenant or  obligation  under the Mortgage Loan and such failure  continues  beyond any  applicable  grace  period,  the Company  shall take such  action as (1) the Company  would take under similar  circumstances  with respect to a similar  mortgage loan held for its own account for  investment,
(2) shall be consistent with Accepted Servicing  Practices,  (3) the Company shall determine  prudently to be in the best interest of  Purchaser,  and (4) is  consistent  with any related PMI Policy.  In the event that any  payment  due under any  Mortgage  Loan is not  postponed  pursuant  to Section  4.01 and remains delinquent  for a period of 90 days or any other  default  continues  for a period of 90 days  beyond  the expiration  of any grace or cure period,  the Company shall  commence  foreclosure  proceedings,  provided that, prior to commencing  foreclosure  proceedings,  the Company shall notify the Purchaser in writing of the  Company's  intention to do so, and the Company  shall not  commence  foreclosure  proceedings  if the
Purchaser  objects to such action  within 10 Business  Days of  receiving  such  notice.  In the event the
Purchaser objects to such foreclosure  action,  the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan,  pursuant to Section 5.03,  and the Company's  obligation to make such
Monthly  Advances  shall  terminate on the 90th day  referred to above.  In such  connection,  the Company shall from its own funds make all necessary and proper Servicing  Advances,  provided,  however,  that the
Company shall not be required to expend its own funds in connection  with any  foreclosure  or towards the restoration  or  preservation  of any  Mortgaged  Property,  unless  it  shall  determine  (a)  that  such preservation,  restoration  and/or  foreclosure  will increase the proceeds of liquidation of the Mortgage
Loan to Purchaser  after  reimbursement  to itself for such  expenses and (b) that such  expenses  will be recoverable  by it either  through  Liquidation  Proceeds  (respecting  which it shall have  priority  for purposes  of  withdrawals  from the  Custodial  Account  pursuant  to Section  4.05) or through  Insurance
Proceeds (respecting which it shall have similar priority).

                  Notwithstanding  anything  to  the  contrary  contained  herein,  in  connection  with a foreclosure  or  acceptance  of a deed in lieu of  foreclosure,  in the event the Company  has  reasonable cause to believe that a Mortgaged  Property is  contaminated  by hazardous or toxic  substances or wastes, or if the Purchaser  otherwise  requests an environmental  inspection or review of such Mortgaged Property to be conducted by a qualified  inspector.  Upon completion of the inspection,  the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

                  After reviewing the environmental  inspection  report, the Purchaser shall determine how the Company  shall  proceed with respect to the Mortgaged  Property.  In the event  (a) the  environmental inspection  report indicates that the Mortgaged  Property is contaminated by hazardous or toxic substances or wastes and (b) the  Purchaser  directs the Company to proceed with  foreclosure or acceptance of a deed in lieu of foreclosure,  the Company shall be reimbursed for all costs  associated  with such  foreclosure or  acceptance  of a deed in  lieu of  foreclosure  and any  related  environmental  clean  up  costs,  as applicable,  from the related  Liquidation  Proceeds,  or if the Liquidation  Proceeds are insufficient to fully  reimburse  the  Company,  the  Company  shall be  entitled  to be  reimbursed  from  amounts in the
Custodial  Account pursuant to Section 4.05 hereof.  In the event the Purchaser directs the Company not to proceed with  foreclosure or acceptance of a deed in lieu of foreclosure,  the Company shall be reimbursed for all  Servicing  Advances  made with  respect to the  related  Mortgaged  Property  from the  Custodial
Account pursuant to Section 4.05 hereof.

                  Collection of Mortgage Loan Payments.

                  Continuously  from the date hereof  until the  principal  and  interest on all  Mortgage
Loans are paid in full,  the Company  shall  proceed  diligently to collect all payments due under each of the  Mortgage  Loans  when  the  same  shall  become  due and  payable  and  shall  take  special  care in ascertaining  and estimating  Escrow  Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property,  to the end that the installments  payable by the
Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  Establishment of and Deposits to Custodial Account.

                  The Company  shall  segregate and hold all funds  collected  and received  pursuant to a
Mortgage  Loan  separate and apart from any of its own funds and general  assets and shall  establish  and maintain  one or more  Custodial  Accounts,  in the  form of  time  deposit  or  demand  accounts,  titled
"Countrywide  Home  Loans,  Inc.  in trust for EMC  Mortgage  Corporation,  as  purchaser  of  Residential
Adjustable Rate Mortgage Loans and various  Mortgagors".  The Custodial  Account shall be established with a Qualified  Depository  acceptable to the Purchaser.  Any funds deposited in the Custodial  Account shall at all times be fully insured to the full extent  permitted  under  applicable law. Funds deposited in the
Custodial  Account may be drawn on by the Company in  accordance  with Section  4.05.  The creation of any
Custodial  Account shall be evidenced by a  certification  in the form of Exhibit D-1 hereto,  in the case of an account  established  with the Company,  or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository  other than the Company.  A copy of such  certification  or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

                  The  Company  shall  deposit  in the  Custodial  Account  within  two  Business  Days of receipt,  and retain therein,  the following  collections received by the Company and payments made by the
Company after the related  Cut-off  Date,  (other than payments of principal and interest due on or before the related  Cut-off Date,  or received by the Company prior to the related  Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI Loan, in the amount of the LPMI Fee):
                     all payments on account of principal on the Mortgage  Loans,  including all Principal
         Prepayments;

                     all  payments on account of interest on the Mortgage  Loans  adjusted to the Mortgage
         Loan Remittance Rate;

                     all Liquidation Proceeds;

                     all  Insurance  Proceeds  including  amounts  required  to be  deposited  pursuant to
         Section 4.10, Section 4.11, Section 4.14 and Section 4.15;

                     all  Condemnation  Proceeds which are not applied to the restoration or repair of the
         Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

                     any amount  required to be deposited  in the  Custodial  Account  pursuant to Section
         4.01, 4.09, 5.03, 6.01 or 6.02;

                     any amounts  payable in connection  with the repurchase of any Mortgage Loan pursuant to  Section  3.03,  3.05 or 3.07 and all  amounts  required  to be  deposited  by the  Company in connection  with a shortfall  in  principal  amount of any  Qualified  Substitute  Mortgage  Loan pursuant to Section 3.03;

                     with  respect  to  each  Principal  Prepayment  in full or in  part,  the  Prepayment
         Interest  Shortfall  Amount,  if any, for the month of  distribution.  Such deposit shall be made from the Company's own funds,  without  reimbursement  therefor up to a maximum  amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

                     any amounts  required to be  deposited  by the  Company  pursuant to Section  4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

                     any  amounts  received  with  respect to or related to any REO  Property  and all REO
         Disposition Proceeds pursuant to Section 4.16.

                  The foregoing  requirements  for deposit into the Custodial  Account shall be exclusive, it being  understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited  by the  Company  into the  Custodial  Account.  Any  interest  paid on funds  deposited  in the
Custodial  Account by the  depository  institution  shall  accrue to the  benefit of the  Company  and the
Company shall be entitled to retain and withdraw such  interest  from the  Custodial  Account  pursuant to
Section 4.05.

                  Permitted Withdrawals From Custodial Account.

                  The Company  shall,  from time to time,  withdraw  funds from the Custodial  Account for the following purposes:
                     to make  payments to the  Purchaser in the amounts and in the manner  provided for in
         Section 5.01;

                     to reimburse  itself for Monthly  Advances of the  Company's  funds made  pursuant to
         Section 5.03,  the Company's  right to reimburse  itself  pursuant to this  subclause  (ii) being limited to amounts  received  on the  related  Mortgage  Loan which  represent  late  payments of principal  and/or interest  respecting which any such advance was made, it being understood that, in the case of any such  reimbursement,  the Company's right thereto shall be prior to the rights of Purchaser,  except that,  where the Company is required to repurchase a Mortgage Loan pursuant to  Section  3.03,  3.05,  3.07 or  6.02,  the  Company's  right to such  reimbursement  shall be subsequent  to the payment to the  Purchaser of the  Repurchase  Price  pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                     to  reimburse  itself  for  unreimbursed  Servicing  Advances,  and  for  any  unpaid
         Servicing  Fees, the Company's  right to reimburse  itself  pursuant to this subclause (iii) with respect  to any  Mortgage  Loan  being  limited to  related  Liquidation  Proceeds,  Condemnation
         Proceeds,  Insurance  Proceeds and such other amounts as may be collected by the Company from the
         Mortgagor or otherwise  relating to the Mortgage Loan, it being  understood  that, in the case of any such  reimbursement,  the  Company's  right thereto shall be prior to the rights of Purchaser except where the Company is required to  repurchase  a Mortgage  Loan  pursuant to Section  3.03,
         3.05, 3.07 or 6.02, in which case the Company's right to such  reimbursement  shall be subsequent to the payment to the  Purchasers  of the  Repurchase  Price  pursuant to such  sections  and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

                     to pay itself interest on funds deposited in the Custodial Account;

                     to  reimburse  itself for  expenses  incurred  and  reimbursable  to it  pursuant  to
         Section 9.01;

                     to pay any amount  required to be paid  pursuant to Section  4.16  related to any REO
         Property,  it being understood that in the case of any such expenditure or withdrawal  related to a particular  REO  Property,  the amount of such  expenditure  or  withdrawal  from the Custodial
         Account  shall be limited to amounts on  deposit in the  Custodial  Account  with  respect to the related REO Property;

                     to  clear  and  terminate  the  Custodial   Account  upon  the  termination  of  this
         Agreement; and

                     to withdraw funds deposited in error.

                  In the event that the Custodial  Account is interest  bearing,  on each Remittance Date, the Company shall withdraw all funds from the Custodial  Account except for those amounts which,  pursuant to Section 5.01, the Company is not obligated to remit on such  Remittance  Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

                  Establishment of and Deposits to Escrow Account.

                  The Company  shall  segregate and hold all funds  collected  and received  pursuant to a
Mortgage  Loan  constituting  Escrow  Payments  separate  and apart from any of its own funds and  general assets and shall  establish  and  maintain  one or more Escrow  Accounts,  in the form of time  deposit or demand accounts,  titled,  "Countrywide Home Loans,  Inc., in trust for the EMC Mortgage  Corporation,  as purchaser of Residential  Adjustable  Rate Mortgage  Loans and various  Mortgagors".  The Escrow  Accounts shall be  established  with a Qualified  Depository,  in a manner which shall  provide  maximum  available insurance  thereunder.  Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.  The creation of any Escrow Account shall be evidenced by a  certification  in the form of Exhibit E-1 hereto,  in the case of an account  established with the Company,  or by a letter agreement in the form of  Exhibit  E-2  hereto,  in the  case of an  account  held by a  depository  other  than the
Company.  A copy of such  certification  shall be furnished to the Purchaser  and,  upon  request,  to any subsequent Purchaser.

                  The Company  shall  deposit in the Escrow  Account or Accounts  within two Business Days of receipt, and retain therein:
                     all Escrow Payments  collected on account of the Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                     all amounts  representing  Insurance  Proceeds or Condemnation  Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  The  Company  shall  make  withdrawals  from the  Escrow  Account  only to  effect  such payments  as are  required  under this  Agreement,  as set forth in Section  4.07.  The  Company  shall be entitled  to  retain  any  interest  paid on funds  deposited  in the  Escrow  Account  by the  depository institution,  other than interest on escrowed funds  required by law to be paid to the  Mortgagor.  To the
extent   required  by  law,  the  Company   shall  pay  interest  on  escrowed   funds  to  the  Mortgagor
notwithstanding  that the Escrow  Account may be  non-interest  bearing or that  interest  paid thereon is insufficient for such purposes.

                  Permitted Withdrawals From Escrow Account.

                  Withdrawals from the Escrow Account or Accounts may be made by the Company only:
                     to  effect  timely  payments  of  ground  rents,  taxes,  assessments,  water  rates, mortgage insurance  premiums,  condominium  charges,  fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                     to reimburse the Company for any Servicing  Advances made by the Company  pursuant to
         Section  4.08 with respect to a related  Mortgage  Loan,  but only from  amounts  received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                     to refund to any  Mortgagor  any funds found to be in excess of the amounts  required under the terms of the related Mortgage Loan;

                     for  transfer  to the  Custodial  Account  and  application  to reduce the  principal balance of the Mortgage  Loan in accordance  with the terms of the related  Mortgage and Mortgage
         Note;

                     for  application  to  restoration  or repair of the Mortgaged  Property in accordance with the procedures outlined in Section 4.14;

                     to pay to the Company,  or any Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

                     to clear and terminate the Escrow Account on the termination of this Agreement; and

                     to withdraw funds deposited in error.

                  Payment of Taxes, Insurance and Other Charges.

                  With  respect to each  Mortgage  Loan,  the  Company  shall  maintain  accurate  records reflecting the status of ground rents,  taxes,  assessments,  water rates,  sewer rents, and other charges which are or may become a lien upon the  Mortgaged  Property  and the status of PMI  Policy  premiums  and fire and hazard  insurance  coverage  and shall  obtain,  from time to time,  all bills for the payment of such charges  (including  renewal  premiums)  and shall effect  payment  thereof  prior to the  applicable penalty or termination  date,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been estimated and  accumulated  by the Company in amounts  sufficient for such purposes, as allowed  under the terms of the  Mortgage.  To the extent  that a Mortgage  does not provide for Escrow
Payments,  the Company shall  determine  that any such payments are made by the Mortgagor at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall effect timely payment of all such charges  irrespective of each Mortgagor's  faithful performance in the payment of same or the making of the Escrow  Payments,  and the Company  shall make  advances from its own funds to effect such payments.

                  Protection of Accounts.

                  The Company may  transfer  the  Custodial  Account or the Escrow  Account to a different
Qualified  Depository  from time to time.  Upon any such transfer,  the Company shall promptly  notify the
Purchaser and deliver to the Purchaser a Custodial Account  Certification or Escrow Account  Certification
(as applicable) in the form of Exhibit D-1 or E-1 to this agreement.

                  The  Company  shall bear any  expenses,  losses or damages  sustained  by the  Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

                  Amounts on deposit in the  Custodial  Account  and the Escrow  Account may at the option of the Company be invested in Eligible  Investments;  provided  that in the event that  amounts on deposit in the Custodial  Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured
Amount") the Company  shall be obligated to invest the excess  amount over the Insured  Amount in Eligible
Investments  on the same Business Day as such excess amount  becomes  present in the Custodial  Account or the Escrow Account.  Any such Eligible  Investment shall mature no later than the Determination  Date next following the date of such Eligible  Investment,  provided,  however,  that if such Eligible Investment is an obligation of a Qualified  Depository  (other than the Company) that maintains the Custodial Account or the Escrow Account,  then such Eligible  Investment may mature on such Remittance  Date. Any such Eligible
Investment  shall be made in the name of the  Company  in trust  for the  benefit  of the  Purchaser.  All income on or gain realized from any such Eligible  Investment  shall be for the benefit of the Company and may be withdrawn at any time by the Company.  Any losses incurred in respect of any such investment  shall be  deposited  in the  Custodial  Account  or the  Escrow  Account,  by the  Company  out of its own funds immediately as realized.

                  Maintenance of Hazard Insurance.

                  The Company shall cause to be maintained  for each Mortgage Loan hazard  insurance  such that all buildings upon the Mortgaged  Property are insured by a generally  acceptable  insurer rated A:VI or better in the current  Best's Key Rating Guide  ("Best's")  against  loss by fire,  hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged  Property is located,  in an  amount  which is at  least  equal  to the  lesser  of (i) the  replacement  value of the  improvements securing  such  Mortgage  Loan  and (ii) the  greater  of (a) the  outstanding  principal  balance  of the
Mortgage  Loan and (b) an amount  such that the  proceeds  thereof  shall be  sufficient  to  prevent  the
Mortgagor or the loss payee from becoming a co-insurer.

                  If a Mortgaged  Property  is located in an area  identified  in the Federal  Register by the Flood Emergency  Management  Agency as having special flood hazards (and such flood insurance has been made  available) a flood  insurance  policy  meeting the  requirements  of the current  guidelines  of the
Federal  Insurance  Administration is in effect with a generally  acceptable  insurance carrier rated A:VI or better in Best's in an amount  representing  coverage  equal to the  lesser of (i) the  minimum  amount required,  under the terms of coverage,  to compensate for any damage or loss on a replacement  cost basis
(or the unpaid  balance of the mortgage if  replacement  cost  coverage is not  available  for the type of building  insured) and (ii) the maximum  amount of insurance  which is available  under the Flood Disaster
Protection  Act of 1973,  as amended.  If at any time during the term of the  Mortgage  Loan,  the Company determines  in  accordance  with  applicable  law and  pursuant  to the Fannie Mae Guides that a Mortgaged
Property is located in a special  flood  hazard area and is not covered by flood  insurance  or is covered in an amount less than the amount required by the Flood Disaster  Protection Act of 1973, as amended,  the
Company shall notify the related  Mortgagor that the Mortgagor must obtain such flood insurance  coverage, and if said Mortgagor  fails to obtain the required flood insurance  coverage within  forty-five (45) days after such  notification,  the Company shall  immediately  force place the required flood insurance on the
Mortgagor's behalf.

                  If a Mortgage is secured by a unit in a  condominium  project,  the Company shall verify that the coverage required of the owner's association,  including hazard, flood,  liability,  and fidelity coverage,  is being  maintained in accordance with then current Fannie Mae  requirements,  and secure from the  owner's  association  its  agreement  to notify the Company  promptly of any change in the  insurance coverage  or of any  condemnation  or  casualty  loss that may have a material  effect on the value of the
Mortgaged Property as security.

                  The Company shall cause to be maintained on each Mortgaged  Property  earthquake or such other or additional  insurance as may be required  pursuant to such  applicable  laws and  regulations  as shall at any  time be in force  and as  shall  require  such  additional  insurance,  or  pursuant  to the requirements  of any private  mortgage  guaranty  insurer,  or as may be required to conform with Accepted
Servicing Practices.

                  In the event that any  Purchaser  or the  Company  shall  determine  that the  Mortgaged
Property  should be insured  against  loss or damage by  hazards  and risks not  covered by the  insurance required to be  maintained  by the  Mortgagor  pursuant to the terms of the  Mortgage,  the Company  shall communicate  and consult with the Mortgagor  with respect to the need for such  insurance and bring to the
Mortgagor's attention the desirability of protection of the Mortgaged Property.

                  All  policies  required  hereunder  shall  name the  Company  as loss payee and shall be endorsed  with  standard or union  mortgagee  clauses,  without  contribution,  which shall provide for at least 30 days  prior  written  notice of any  cancellation,  reduction  in amount  or  material  change in coverage.

                  The Company  shall not  interfere  with the  Mortgagor's  freedom of choice in selecting either his  insurance  carrier or agent,  provided,  however,  that the Company  shall not accept any such insurance  policies from insurance  companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the  jurisdiction in which the Mortgaged  Property is located.  The Company shall  determine that such policies  provide  sufficient  risk coverage and amounts,  that they insure the property owner,  and that they properly  describe the property  address.  The Company shall furnish to the
Mortgagor a formal  notice of expiration  of any such  insurance in  sufficient  time for the Mortgagor to arrange for renewal coverage by the expiration date.

                  Pursuant to Section 4.04,  any amounts  collected by the Company under any such policies
(other than  amounts to be  deposited in the Escrow  Account and applied to the  restoration  or repair of the related  Mortgaged  Property,  or property  acquired in  liquidation  of the Mortgage  Loan,  or to be released to the Mortgagor,  in accordance with the Company's normal  servicing  procedures as specified in
Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

                  Maintenance of Mortgage Impairment Insurance.

                  In the event that the  Company  shall  obtain and  maintain  a blanket  policy  insuring against  losses  arising  from fire and hazards  covered  under  extended  coverage on all of the Mortgage
Loans,  then,  to the extent  such policy  provides  coverage  in an amount  equal to the amount  required pursuant to Section 4.10 and  otherwise  complies  with all other  requirements  of Section 4.10, it shall conclusively  be deemed to have  satisfied  its  obligations  as set forth in Section  4.10.  Any  amounts collected  by the Company  under any such policy  relating to a Mortgage  Loan shall be  deposited  in the
Custodial  Account  subject to withdrawal  pursuant to Section 4.05.  Such policy may contain a deductible clause,  in which case, in the event that there shall not have been  maintained  on the related  Mortgaged
Property a policy  complying  with  Section  4.10,  and there shall have been a loss which would have been covered by such policy,  the Company shall  deposit in the Custodial  Account at the time of such loss the amount not otherwise  payable under the blanket policy because of such deductible  clause,  such amount to deposited from the Company's funds, without  reimbursement  therefor.  Upon request of any Purchaser,  the
Company  shall  cause to be  delivered  to such  Purchaser  a  certified  true copy of such  policy  and a statement  from the insurer  thereunder  that such policy shall in no event be  terminated  or  materially modified without 30 days' prior written notice to such Purchaser.

                  Maintenance of Fidelity Bond and Errors and Omissions Insurance.

                  The Company shall maintain with  responsible  companies,  at its own expense,  a blanket
Fidelity  Bond and an Errors  and  Omissions  Insurance  Policy,  with  broad  coverage  on all  officers, employees  or other  persons  acting in any  capacity  requiring  such  persons  to handle  funds,  money, documents or papers  relating to the Mortgage  Loans  ("Company  Employees").  Any such  Fidelity Bond and
Errors and  Omissions  Insurance  Policy  shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the Company  against  losses,  including  forgery,  theft,  embezzlement,  fraud, errors and  omissions  and  negligent  acts of such Company  Employees.  Such Fidelity Bond and Errors and
Omissions  Insurance  Policy also shall protect and insure the Company  against losses in connection  with the  release  or  satisfaction  of a  Mortgage  Loan  without  having  obtained  payment  in  full  of the indebtedness  secured  thereby.  No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions  Insurance  Policy shall diminish or relieve the Company from its duties and  obligations as set forth in this  Agreement.  The minimum  coverage  under any such bond and  insurance  policy  shall be acceptable  to Fannie Mae or Freddie Mac.  Upon the request of any  Purchaser,  the Company shall cause to be delivered to such  Purchaser a certified  true copy of such fidelity  bond and  insurance  policy and a statement  from the surety and the insurer that such fidelity bond and insurance  policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

                  Inspections.

                  The Company  shall inspect the  Mortgaged  Property as often as deemed  necessary by the
Company to assure  itself that the value of the Mortgaged  Property is being  preserved.  In addition,  if any Mortgage Loan is more than 60 days  delinquent,  the Company  immediately  shall inspect the Mortgaged
Property and shall conduct subsequent  inspections in accordance with Accepted  Servicing  Practices or as may be required by the primary  mortgage  guaranty  insurer.  The Company  shall keep a written  report of each such inspection.

                  Restoration of Mortgaged Property.

                  The  Company  need not obtain the  approval  of the  Purchaser  prior to  releasing  any
Insurance  Proceeds or  Condemnation  Proceeds to the Mortgagor to be applied to the restoration or repair of the  Mortgaged  Property if such release is in  accordance  with  Accepted  Servicing  Practices.  At a minimum,  the Company  shall comply with the following  conditions in connection  with any such release of
Insurance Proceeds or Condemnation Proceeds:
                     the Company  shall receive  satisfactory  independent  verification  of completion of repairs and issuance of any required approvals with respect thereto;

                     the Company  shall take all steps  necessary  to preserve the priority of the lien of the Mortgage,  including,  but not limited to requiring  waivers with respect to  mechanics'  and materialmen's liens;

                     the Company shall verify that the Mortgage Loan is not in default; and

                     pending  repairs or  restoration,  the Company shall place the Insurance  Proceeds or
         Condemnation Proceeds in the Custodial Account.

                  If the Purchaser is named as an additional loss payee,  the Company is hereby  empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

                  Maintenance of PMI and LPMI Policy; Claims.

                  (a) With respect to each Mortgage Loan with a LTV in excess of 95%, the Company shall:

                  (i) with respect to Mortgage  Loans which are not LPMI Loans,  in accordance  with state and federal  laws and without any cost to the  Purchaser,  maintain or cause the  Mortgagor to maintain in full force and effect a PMI Policy with a minimum of 35%  coverage  insuring  that portion of the Mortgage
Loan in excess of 68% (or such other  percentage  as stated in the related  Acknowledgment  Agreement)  of value,  and shall pay or shall cause the  Mortgagor to pay the premium  thereon on a timely  basis,  until the LTV of such  Mortgage  Loan is reduced to 80%. In the event that such PMI Policy shall be  terminated, the Company shall obtain from another  Qualified  Insurer a comparable  replacement  policy,  with a total coverage equal to the remaining  coverage of such  terminated PMI Policy,  at  substantially  the same fee level.  If the  insurer  shall cease to be a  Qualified  Insurer,  the  Company  shall  determine  whether recoveries  under the PMI Policy are jeopardized  for reasons  related to the financial  condition of such insurer,  it being understood that the Company shall in no event have any  responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Company  determines  that  recoveries are so  jeopardized,  it shall  notify the  Purchaser  and the  Mortgagor,  if  required,  and obtain from another  Qualified  Insurer a replacement  insurance  policy.  The Company shall not take any action which would result in  noncoverage  under any  applicable  PMI Policy of any loss which,  but for the actions of the Company  would have been  covered  thereunder.  In  connection  with any  assumption  or  substitution agreement  entered into or to be entered into pursuant to Section 4.01, the Company shall promptly  notify the insurer  under the related PMI Policy,  if any, of such  assumption  or  substitution  of liability in accordance  with the terms of such PMI Policy and shall take all  actions  which may be  required  by such insurer as a  condition  to the  continuation  of coverage  under such PMI  Policy.  If such PMI Policy is terminated  as a result of such  assumption  or  substitution  of  liability,  the Company  shall obtain a replacement PMI Policy as provided above.

                   (ii) with  respect to LPMI  Loans,  maintain  in full  force and effect an LPMI  Policy insuring  that portion of the Mortgage  Loan with a minimum of 35% coverage  insuring  that portion of the
Mortgage  Loan in  excess  of 68% (or such  other  percentage  as  stated  in the  related  Acknowledgment
Agreement)  of value,  and from time to time,  withdraw  the LPMI Fee with  respect to such LPMI Loan from the  Custodial  Account  in order to pay the  premium  thereon  on a timely  basis,  until the LTV of such
Mortgage  Loan is reduced to 80%. In the event that the  interest  payments  made with respect to any LPMI
Loan are less than the LPMI Fee,  the  Company  shall  advance  from its own funds the  amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI  Policy.  Any such advance  shall be a Servicing  Advance subject to reimbursement  pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be  terminated,  the Company  shall obtain from  another  Qualified  Insurer a comparable  replacement  policy,  with a total coverage equal to the remaining coverage of such terminated
LPMI Policy,  at substantially  the same fee level. If the insurer shall cease to be a Qualified  Insurer, the Company shall determine  whether  recoveries under the LPMI Policy are jeopardized for reasons related to the financial  condition of such insurer,  it being  understood that the Company shall in no event have any  responsibility  or liability  for any failure to recover  under the LPMI Policy for such  reason.  If the  Company  determines  that  recoveries  are so  jeopardized,  it shall  notify the  Purchaser  and the
Mortgagor,  if required,  and obtain from another  Qualified Insurer a replacement  insurance policy.  The
Company shall not take any action which would result in noncoverage  under any  applicable  LPMI Policy of any loss which,  but for the actions of the Company  would have been  covered  thereunder.  In  connection with any  assumption  or  substitution  agreement  entered into or to be entered into  pursuant to Section
6.01,  the Company  shall  promptly  notify the insurer  under the related  LPMI  Policy,  if any, of such assumption or  substitution  of liability in accordance  with the terms of such LPMI Policy and shall take all actions  which may be required by such insurer as a condition to the  continuation  of coverage  under such PMI Policy.  If such LPMI Policy is terminated  as a result of such  assumption  or  substitution  of liability, the Company shall obtain a replacement LPMI Policy as provided above.

                  (b)      In connection  with its  activities as servicer,  the Company agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the insurer  under any PMI Policy or LPMI
Policy in a timely  fashion in  accordance  with the terms of such PMI Policy or LPMI  Policy and, in this regard,  to take such action as shall be necessary to permit  recovery under any PMI Policy or LPMI Policy respecting a defaulted  Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the  Custodial  Account,  subject to  withdrawal pursuant to Section 4.05.

                  (c)      Purchaser,  in its sole  discretion,  at any  time,  may (i)  either  obtain an additional  PMI Policy on any Mortgage Loan which already has a PMI Policy in place,  or (ii) obtain a PMI
Policy for any  Mortgage  Loan  which  does not  already  have a PMI  Policy in place.  In any event,  the
Company  agrees to  administer  such PMI Policies in accordance  with the Agreement or any  Reconstitution
Agreement.

                  Title, Management and Disposition of REO Property.

                  In the event that title to any  Mortgaged  Property  is acquired  in  foreclosure  or by deed in lieu  of  foreclosure,  the  deed  or  certificate  of sale  shall  be  taken  in the  name of the
Purchaser,  or in the event the  Purchaser is not  authorized  or permitted to hold title to real property in the  state  where the REO  Property  is  located,  or would be  adversely  affected  under  the  "doing business" or tax laws of such state by so holding  title,  the deed or  certificate of sale shall be taken in the name of such Person or Persons as shall be  consistent  with an Opinion of Counsel  obtained by the
Company  from any attorney  duly  licensed to practice law in the state where the REO Property is located.
The Person or Persons holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the Purchaser.

                  The Company  shall  manage,  conserve,  protect and operate  each REO  Property  for the
Purchaser  solely for the  purpose of its prompt  disposition  and sale.  The  Company,  either  itself or through an agent  selected by the Company,  shall manage,  conserve,  protect and operate the REO Property in the same manner that it manages,  conserves,  protects and operates other  foreclosed  property for its own  account,  and in the same manner that  similar  property in the same  locality as the REO Property is managed.  The Company shall attempt to sell the same (and may  temporarily  rent the same for a period not greater than one year,  except as otherwise  provided  below) on such terms and  conditions as the Company deems to be in the best interest of the Purchaser.

                  The  Company  shall use its best  efforts  to  dispose  of the REO  Property  as soon as possible  and shall sell such REO  Property  in any event  within  one year after  title has been taken to such REO  Property,  unless (i) (A) a REMIC  election  has not been made with  respect to the  arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company  determines,  and gives an appropriate  notice to the Purchaser to such effect,  that a longer period is necessary for the orderly liquidation  of such REO  Property.  If a period  longer than one year is  permitted  under the  foregoing sentence and is necessary to sell any REO Property the Company  shall report  monthly to the  Purchaser as to the progress being made in selling such REO Property.

                  The Company  shall also  maintain on each REO Property  fire and hazard  insurance  with extended  coverage in amount which is at least equal to the maximum  insurable  value of the  improvements which are a part of such property,  liability  insurance and, to the extent  required and available  under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                  The  disposition of REO Property shall be carried out by the Company at such price,  and upon such terms and  conditions,  as the Company deems to be in the best interests of the  Purchaser.  The proceeds of sale of the REO Property  shall be promptly  deposited in the  Custodial  Account.  As soon as practical  thereafter the expenses of such sale shall be paid and the Company shall  reimburse  itself for any related  unreimbursed  Servicing  Advances,  unpaid  Servicing  Fees and  unreimbursed  advances  made pursuant to Section 5.03,  and on the  Remittance  Date  immediately  following  the Principal  Prepayment
Period in which such sale  proceeds  are  received  the net cash  proceeds of such sale  remaining  in the
Custodial Account shall be distributed to the Purchaser.

                  The  Company  shall  withdraw  the  Custodial  Account  funds  necessary  for the proper operation,  management and  maintenance of the REO Property,  including the cost of maintaining any hazard insurance  pursuant to Section 4.10 and the fees of any managing agent of the Company,  a Subservicer,  or the Company  itself.  The REO  management  fee shall be an amount that is reasonable  and customary in the area where the  Mortgaged  Property  is located.  The Company  shall make  monthly  distributions  on each
Remittance  Date to the  Purchasers  of the net cash flow from the REO  Property  (which  shall  equal the revenues  from such REO Property  net of the  expenses  described in this Section 4.16 and of any reserves reasonably  required  from time to time to be  maintained  to  satisfy  anticipated  liabilities  for such expenses).

                  Real Estate Owned Reports.

                  Together  with the  statement  furnished  pursuant to Section  5.02,  the Company  shall furnish to the Purchaser on or before the  Remittance  Date each month a statement with respect to any REO
Property  covering the operation of such REO Property for the previous month and the Company's  efforts in connection  with the sale of such REO Property and any rental of such REO Property  incidental to the sale thereof for the previous  month.  That statement  shall be  accompanied  by such other  information as the
Purchaser shall reasonably request.

                  Liquidation Reports.

                  Upon the foreclosure  sale of any Mortgaged  Property or the acquisition  thereof by the
Purchaser  pursuant  to a deed in lieu of  foreclosure,  the  Company  shall  submit  to the  Purchaser  a liquidation report with respect to such Mortgaged Property.

                  Reports of Foreclosures and Abandonments of Mortgaged Property.

                  Following the  foreclosure  sale or abandonment of any Mortgaged  Property,  the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

                  Notification of Adjustments.

                  With respect to each  Mortgage  Loan,  the Company  shall  adjust the Mortgage  Interest
Rate on the related  Interest  Rate  Adjustment  Date and shall adjust the Monthly  Payment on the related
Payment  Adjustment  Date in compliance with the  requirements of applicable law and the related  Mortgage and  Mortgage  Note.  If,  pursuant to the terms of the  Mortgage  Note,  another  index is  selected  for determining  the Mortgage  Interest  Rate,  the same index will be used with respect to each Mortgage Note which  requires a new index to be selected,  provided that such selection does not conflict with the terms of the related  Mortgage  Note.  The Company  shall  execute  and  deliver any and all  necessary  notices required  under  applicable  law and the terms of the related  Mortgage  Note and Mortgage  regarding  the
Mortgage  Interest  Rate and the Monthly  Payment  adjustments.  The Company  shall  promptly upon written request  thereof,  deliver  to the  Purchaser  such  notifications  and  any  additional  applicable  data regarding  such  adjustments  and the methods used to calculate and implement such  adjustments.  Upon the discovery  by the  Company,  or the  Purchaser  that the Company has failed to adjust a Mortgage  Interest
Rate or a Monthly  Payment  pursuant to the terms of the related  Mortgage Note and Mortgage,  the Company shall  immediately  deposit in the  Custodial  Account from its own funds the amount of any interest  loss caused the Purchaser thereby.

                                          PAYMENTS TO PURCHASER

                  Remittances.

                  On each  Remittance  Date the  Company  shall  remit  by wire  transfer  of  immediately available  funds to the  Purchaser (a) all amounts  deposited in the Custodial  Account as of the close of business on the  Determination  Date (net of charges  against or  withdrawals  from the Custodial  Account pursuant to Section  4.05),  plus (b) all amounts,  if any,  which the Company is obligated to  distribute pursuant to Section 5.03, minus (c) any amounts  attributable to Principal  Prepayments received after the applicable  Principal  Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any  additional  interest  required to be deposited in the  Custodial  Account in connection with such  Principal  Prepayment  in  accordance  with  Section  4.04(viii),  and  minus  (d) any  amounts attributable to Monthly  Payments  collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance  Date,  which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

                  With respect to any remittance  received by the Purchaser  after the second Business Day following  the  Business  Day on which  such  payment  was due,  the  Company  shall pay to the  Purchaser interest on any such late  payment at an annual  rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three percentage  points,  but in no event greater than the maximum amount permitted by applicable  law.  Such  interest  shall be deposited in the  Custodial  Account by the Company on the date such late  payment is made and shall  cover the  period  commencing  with the day  following  such  second
Business  Day and ending  with the  Business  Day on which  such  payment is made,  both  inclusive.  Such interest shall be remitted along with the  distribution  payable on the next succeeding  Remittance  Date.
The payment by the Company of any such  interest  shall not be deemed an  extension of time for payment or a waiver of any Event of Default by the Company.

                  Statements to Purchaser.

                  Not later than the 10th day of each  calendar  month,  the Company  shall furnish to the
Purchaser a Monthly  Remittance  Advice,  with a trial balance  report  attached  thereto,  in the form of
Exhibit F annexed  hereto  electronic  medium  mutually  acceptable  to the  parties  as to the  preceding calendar month and the Due Period in the month of remittance

                  In  addition,  not more than 60 days after the end of each  calendar  year,  the Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances  for the applicable  portion of such year.  Nothing in this Section 5.02 shall be deemed to require the Company to prepare any federal income tax return on Internal  Revenue  Service Form 1066, U.S.
Real Estate  Mortgage  Investment  Conduit  Income Tax  Return,  including  Schedule Q thereto,  Quarterly
Notice to Residual  Interest  Holders of REMIC  Taxable  Income or Net Loss  Allocation,  or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions.

                  Monthly Advances by Company.

                  On the Business Day immediately  preceding each Remittance Date,  either (a) the Company shall  deposit  in the  Custodial  Account  from  its own  funds  or (b) if funds  are on  deposit  in the
Custodial  Account which are not required to be remitted on the related  Remittance  Date, the Company may make an  appropriate  entry in its  records  that such funds shall be applied  toward the related  Monthly
Advance  (provided,  that any funds so applied shall be replaced by the Company no later than the Business
Day  immediately  preceding the next Remittance  Date), in each case, in an aggregate  amount equal to all
Monthly  Payments  (with  interest  adjusted to the Mortgage Loan  Remittance  Rate) which were due on the
Mortgage  Loans during the  applicable  Due Period and which were  delinquent  at the close of business on the  immediately  preceding  Determination  Date or which were  deferred  pursuant  to Section  4.01.  The
Company's  obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last
Monthly  Payment due prior to the payment in full of the  Mortgage  Loan,  or through the last  Remittance
Date prior to the Remittance Date for the  distribution of all Liquidation  Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

                   In no event shall the Company be obligated  to make an advance  under this section 5.03 if at the time of such advance it deems such advance to be  non-recoverable.  The Company  shall  promptly deliver an officer's  certificate to the Purchaser upon determining  that any advance is  non-recoverable.
In the event that upon  liquidation of the Mortgage Loan, the  Liquidation  Proceeds are  insufficient  to reimburse the Company for any Monthly  Advances,  the Company  shall notify the related  Purchaser of such shortfall by registered mail with sufficient  supporting  documentation and shall have the right to deduct such shortfall from the next remittance to be paid to the related Purchaser.

                                       GENERAL SERVICING PROCEDURES

                  Transfers of Mortgaged Property.

                  The  Company  shall  use  its  best  efforts  to  enforce  any  "due-on-sale"  provision contained  in any Mortgage or Mortgage  Note and to deny  assumption  by the person to whom the  Mortgaged
Property  has been or is about to be sold  whether by absolute  conveyance  or by  contract  of sale,  and whether or not the  Mortgagor  remains  liable on the Mortgage and the Mortgage  Note.  When the Mortgaged
Property has been conveyed by the  Mortgagor,  the Company  shall,  to the extent it has knowledge of such conveyance,  exercise its rights to accelerate the maturity of such Mortgage Loan under the  "due-on-sale"
clause  applicable  thereto,  provided,  however,  that the  Company  shall not  exercise  such  rights if prohibited  by law from doing so or if the  exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

                  If the Company  reasonably  believes it is unable under  applicable  law to enforce such
"due-on-sale"  clause, the Company shall enter into (i) an assumption and modification  agreement with the person to whom such property has been  conveyed,  pursuant to which such person  becomes  liable under the
Mortgage  Note and the  original  Mortgagor  remains  liable  thereon or (ii) in the event the  Company is unable under  applicable law to require that the original  Mortgagor remain liable under the Mortgage Note and the  Company  has the prior  consent of the primary  mortgage  guaranty  insurer,  a  substitution  of liability  agreement  with  the  purchaser  of the  Mortgaged  Property  pursuant  to which  the  original
Mortgagor is released  from  liability  and the  purchaser of the  Mortgaged  Property is  substituted  as
Mortgagor and becomes  liable under the Mortgage  Note.  If an assumption  fee is collected by the Company for entering  into an  assumption  agreement,  a portion of such fee, up to an amount equal to one percent
(1.0%) of the  outstanding  principal  balance of the  related  Mortgage  Loan,  will be  retained  by the
Company as additional servicing  compensation,  and any portion thereof in excess one percent (1.0%) shall be  deposited in the  Custodial  Account for the benefit of the  Purchaser.  In  connection  with any such assumption  or  substitution  of  liability,  neither  the  Mortgage  Interest  Rate borne by the  related
Mortgage  Note, the term of the Mortgage Loan,  the Index,  the Lifetime  Mortgage  Interest Rate Cap, the
Initial Rate Cap or the Gross Margin of any Mortgage Loan,  nor the  outstanding  principal  amount of the
Mortgage Loan shall be changed.

                  To  the  extent  that  any  Mortgage  Loan  is  assumable,  the  Company  shall  inquire diligently into the creditworthiness of the proposed transferee,  and shall use the underwriting  criteria for  approving  the  credit  of the  proposed  transferee  which are used by Fannie  Mae with  respect  to underwriting  mortgage  loans of the same  type as the  Mortgage  Loans.  If the  credit  of the  proposed transferee  does not meet  such  underwriting  criteria,  the  Company  diligently  shall,  to the  extent permitted by the Mortgage or the  Mortgage  Note and by  applicable  law,  accelerate  the maturity of the
Mortgage Loan.

                  Satisfaction of Mortgages and Release of Mortgage Files.

                  Upon the  payment in full of any  Mortgage  Loan,  or the  receipt  by the  Company of a notification  that payment in full will be escrowed in a manner  customary for such purposes,  the Company shall notify the Purchaser in the Monthly  Remittance  Advice as provided in Section 5.02, and may request the release of any Mortgage Loan  Documents.  In connection  with any such prepayment in full, the Company shall comply with all applicable  laws regarding  satisfaction,  release or  reconveyance  with respect to the Mortgage.

                  If the Company  satisfies or releases a Mortgage  without first having obtained  payment in full of the indebtedness  secured by the Mortgage or should the Company otherwise  prejudice any rights the Purchaser may have under the mortgage instruments,  upon written demand of the Purchaser,  the Company shall  repurchase the related  Mortgage Loan at the Repurchase  Price by deposit  thereof in the Custodial
Account  within 2 Business Days of receipt of such demand by the  Purchaser.  The Company  shall  maintain the Fidelity Bond and Errors and Omissions  Insurance  Policy as provided for in Section 4.12 insuring the
Company  against any loss it may sustain  with respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

                  Servicing Compensation.

                  As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the  Custodial  Account or to retain from interest  payments on the Mortgage  Loans the amount of its
Servicing  Fee. The Servicing Fee shall be payable  monthly and shall be computed on the basis of the same unpaid  principal  balance and for the period  respecting which any related interest payment on a Mortgage
Loan is  computed.  The  Servicing  Fee shall be  payable  only at the time of and with  respect  to those
Mortgage  Loans for which  payment  is in fact made of the  entire  amount  of the  Monthly  Payment.  The obligation  of the  Purchaser  to pay the  Servicing  Fee is limited  to, and  payable  solely  from,  the interest portion of such Monthly Payments collected by the Company.

                  Additional  servicing  compensation  in the  form  of  assumption  fees,  to the  extent provided in Section 6.01,  and late payment  charges and  Prepayment  Penalties,  shall be retained by the
Company to the extent not  required  to be  deposited  in the  Custodial  Account.  The  Company  shall be required to pay all expenses  incurred by it in  connection  with its servicing  activities  hereunder and
shall  not  be  entitled  to   reimbursement   thereof  except  as   specifically   provided  for  herein.
Notwithstanding  anything in this  Agreement to the  contrary,  in the event of a Principal  Prepayment in full, the Company shall not waive,  and shall not permit the waiver of, any Prepayment  Penalty or portion thereof  required by the terms of the related  Mortgage Note unless (i) the Company  determines  that such waiver would maximize  recovery of Liquidations  Proceeds for such Mortgage Loan,  taking into account the value  of  such  Prepayment  Penalty,  or  (ii)  (A)  the  enforeceability  therefore  is  limited  (1) by bankruptcy,  insolvency,  moratorium,  receivership,  or other similar law relating to  creditors'  rights generally or (2) due to  acceleration  in connection  with a foreclosure or other  involuntary  payment or
(B) the enforceability is otherwise limited or prohibited by applicable law.

                  Annual Statement as to Compliance.

                  The Company  shall  deliver to the  Purchaser,  on or before May 31 each year  beginning
May 31,  2003,  an  Officer's  Certificate,  stating  that (i) a review of the  activities  of the Company during the  preceding  calendar  year and of  performance  under this  Agreement  has been made under such officer's  supervision,  and (ii) the Company has  complied  fully with the  provisions  of Article II and
Article  IV, and (iii) to the best of such  officer's  knowledge,  based on such  review,  the Company has fulfilled all its obligations  under this Agreement  throughout such year, or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

                  Annual Independent Public Accountants' Servicing Report.

                  On or  before  May  31st of each  year  beginning  May 31,  2003,  the  Company,  at its expense,  shall  cause  a firm of  independent  public  accountants  which  is a  member  of the  American
Institute  of Certified  Public  Accountants  to furnish a statement to each  Purchaser to the effect that such firm has examined  certain  documents and records relating to the servicing of the Mortgage Loans and this  Agreement  and that such firm is of the  opinion  that the  provisions  of Article II and Article IV have  been  complied  with,  and  that,  on the  basis  of such  examination  conducted  substantially  in compliance with the Single Attestation  Program for Mortgage Bankers,  nothing has come to their attention which would indicate that such servicing has not been  conducted in compliance  therewith,  except for (i)
such  exceptions as such firm shall believe to be immaterial,  and (ii) such other  exceptions as shall be set forth in such statement.

                  Right to Examine Company Records.

                  The  Purchaser  shall  have the right to  examine  and  audit any and all of the  books, records,  or other  information  of the Company,  whether held by the Company or by another on its behalf, with respect to or concerning  this  Agreement or the Mortgage  Loans,  during  business  hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                                  AGENCY TRANSFER; PASS-THROUGH TRANSFER

                  Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

                  The  Purchaser  and the Company  agree that with respect to any  Pass-Through  Transfer,
Whole Loan Transfer or Agency  Transfers,  as applicable,  the Company shall  cooperate with the Purchaser in effecting such  transfers and shall  negotiate in good faith and execute any  Reconstitution  Agreement required to effectuate the foregoing;  provided that, such  Reconstitution  Agreement shall not materially increase the Company's  obligations or liabilities  hereunder,  nor diminish any of the Company's  rights, and  provide to any master  servicer or the  trustee,  as  applicable,  and/or the  Purchaser  any and all publicly  available  information  and  appropriate  verification  of  information  which may be reasonably available to the  Company,  whether  through  letters of its  auditors  and counsel or  otherwise,  as the
Purchaser,  trustee or a master  servicer  shall  reasonable  request as to the  related  Mortgage  Loans.
Purchaser shall reimburse  Company for any and all costs or expenses  incurred by Company (i) in obtaining
"accountant  comfort  letters"  with respect to  information  supplied in response to Purchaser  requests,
(ii) in  connection  with any due  diligence  performed in connection  with a  Pass-Through  or Whole Loan
Transfer  or  (iii)  making  the  Mortgage  Loan  Documents  or  Servicing   Files  available  to  parties
participating  in a Pass-Through or Whole Loan Transfer,  including  without  limitation,  shipping costs.
Such information may be included in any disclosure  document  prepared in connection with the Pass-Through
Transfer,  Whole Loan Transfer or Agency Transfer,  as applicable;  provided,  however, that Company shall indemnify the Purchaser  against any liability  arising from any material  omissions or  misstatements  in any  information  supplied by the Company and included in a disclosure  document;  and provided,  further, that the  Purchaser  shall  indemnify  the Company  against any  liability  arising  from any  information included in a disclosure  document  that was not supplied by the Company.  The Company  shall  execute any
Reconstitution  Agreements  required  within a reasonable  period of time after receipt of such agreements which time shall be  sufficient  for the Company  and the  Company's  counsel to review  such  agreements.
Company  shall use its Best Efforts to complete  such review  within ten (10)  Business  Days after mutual agreement  as to the terms  thereof,  but such time  shall not exceed  fifteen  (15)  Business  Days after mutual agreement as to the terms thereof.

                  The Company shall not be required to restate any  representations  and  warranties as of the  date  of any  Pass-Through  Transfer,  Whole  Loan  Transfer  or  Agency  Transfers  other  than  the representations  and  warranties  set forth in  Section  3.01  (provided,  that the  Company  shall not be required to restate the representation and warranty set forth in Section 3.01(j)).

                  In the event of any Agency  Transfer,  Pass-Through or Whole Loan Transfer,  the Company
shall have no obligation to pay any custodial fees charged by the Agency.

                  Purchaser's Repurchase and Indemnification Obligations.

                  Upon  receipt by the Company of notice from Fannie Mae,  Freddie Mac or the trustee of a breach of any  Purchaser  representation  or  warranty  contained  in any  Reconstitution  Agreement  or a request  by  Fannie  Mae,  Freddie  Mac or the  trustee,  as the case may be,  for the  repurchase  of any
Mortgage  Loan  transferred  to Fannie Mae or Freddie Mac  pursuant to an Agency  Transfer or to a trustee pursuant to a Pass-Through  Transfer,  the Company shall promptly  notify the Purchaser of same and shall, at the  direction  of the  Purchaser,  use its best  efforts to cure and  correct  any such  breach and to satisfy the requests or concerns of Fannie Mae,  Freddie Mac, or the trustee related to such  deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, or the trustee.

                  The  Purchaser  shall  repurchase  from the Company any  Mortgage  Loan  transferred  to
Fannie Mae or Freddie Mac  pursuant  to an Agency  Transfer  or to a trustee  pursuant  to a  Pass-Through
Transfer  with respect to which the Company has been  required by Fannie Mae,  Freddie Mac, or the trustee to repurchase  due to a breach of a  representation  or warranty made by the Purchaser with respect to the
Mortgage  Loans,  or the servicing  thereof prior to the transfer date to Fannie Mae,  Freddie Mac, or the trustee  in any  Reconstitution  Agreement  and not due to a breach of the  Company's  representations  or obligations  thereunder or pursuant to this  Agreement.  The repurchase  price to be paid by the Purchaser to the Company shall equal that  repurchase  price paid by the Company to Fannie Mae,  Freddie Mac, or the third party  purchaser plus all reasonable  costs and expenses borne by the Company in connection with the cure of said breach of a  representation  or warranty made by the  Purchaser  and in  connection  with the repurchase  of such  Mortgage  Loan from  Fannie Mae,  Freddie  Mac, or the  trustee,  including,  but not limited to, reasonable and necessary attorneys' fees.

                  At the  time  of  repurchase,  the  Custodian  and the  Company  shall  arrange  for the reassignment of the repurchased  Mortgage Loan to the Purchaser according to the Purchaser's  instructions and the delivery to the  Custodian of any documents  held by Fannie Mae,  Freddie Mac, or the trustee with respect to the repurchased Mortgage Loan pursuant to the related  Reconstitution  Agreement.  In the event of a repurchase,  the Company shall,  simultaneously  with such  reassignment,  give written notice to the
Purchaser that such  repurchase has taken place,  and amend the related  Mortgage Loan Schedule to reflect the addition of the  repurchased  Mortgage Loan to this  Agreement.  In connection with any such addition, the  Company  and the  Purchaser  shall be deemed to have made as to such  repurchased  Mortgage  Loan the representations and warranties set forth in this Agreement.

                                           COMPANY TO COOPERATE

                  Provision of Information.

                  During the term of this  Agreement  and provided  such request will cause the Company to violate any  applicable  law or  statute,  the  Company  shall  furnish to the  Purchaser  such  periodic, special,  or other  reports or  information  and copies or  originals  of any  documents  contained in the
Servicing  File for each  Mortgage  Loan,  whether or not  provided  for  herein,  as shall be  necessary, reasonable,  or appropriate with respect to the Purchaser,  any regulatory  requirement  pertaining to the
Purchaser  or the  purposes  of this  Agreement.  All such  reports,  documents  or  information  shall be provided by and in accordance  with all reasonable  instructions  and  directions  which the Purchaser may give.  Purchaser shall pay any costs related to any special reports.

                  The Company shall execute and deliver all such  instruments  and take all such action as the Purchaser may  reasonably  request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

                  Financial Statements; Servicing Facility.

                  In connection with marketing the Mortgage  Loans,  the Purchaser may make available to a prospective  Purchaser a  Consolidated  Statement  of  Operations  of the  Company  for the most  recently completed five fiscal years for which such a statement is available,  as well as a Consolidated  Statement of  Condition  at the end of the  last  two  fiscal  years  covered  by  such  Consolidated  Statement  of
Operations.  The Company also shall make  available any  comparable  interim  statements to the extent any such  statements  have been  prepared by or on behalf of the Company  (and are  available  upon request to members or  stockholders  of the Company or to the public at large).  If it has not  already  done so, the
Company  shall  furnish  promptly  to the  Purchaser  copies  of the  statement  specified  above.  Unless requested the  Purchaser,  the Company  shall not be required to deliver any documents  which are publicly available on EDGAR.

                  The  Company  also  shall  make  available  to  Purchaser  or  prospective  Purchaser  a knowledgeable  financial or accounting  officer for the purpose of answering  questions  respecting recent developments  affecting  the  Company  or the  financial  statements  of the  Company,  and to permit  any prospective  Purchaser to inspect the Company's  servicing  facilities or those of any Subservicer for the purpose of satisfying such  prospective  Purchaser that the Company and any  Subservicer  have the ability to service the Mortgage Loans as provided in this Agreement.

                                               THE COMPANY

                  Indemnification; Third Party Claims.

                  The Company  shall  indemnify  the  Purchaser  and hold it harmless  against any and all claims, losses, damages, penalties,  fines, and forfeitures,  including, but not limited to reasonable and necessary  legal fees and related  costs,  judgments,  and any other  costs,  fees and  expenses  that the
Purchaser  may  sustain in any way  related to the  failure of the  Company to (a)  perform its duties and service the Mortgage Loans in strict  compliance  with the terms of this  Agreement or any  Reconstitution
Agreement  entered  into  pursuant to Section  7.01,  and/or (b) comply with  applicable  law. The Company immediately  shall  notify  the  Purchaser  if a  claim  is made by a third  party  with  respect  to this
Agreement or any  Reconstitution  Agreement or the  Mortgage  Loans,  shall  promptly  notify  Fannie Mae,
Freddie  Mac,  or the  trustee  with  respect  to any claim  made by a third  party  with  respect  to any
Reconstitution  Agreement,  assume (with the prior written  consent of the  Purchaser)  the defense of any such claim and pay all expenses in  connection  therewith,  including  counsel  fees,  and  promptly  pay, discharge  and  satisfy  any  judgment  or decree in the  amount of $5,000 or less,  which may be  entered against it or the Purchaser in respect of such claim.  The Company  shall follow any written  instructions received from the Purchaser in connection  with such claim.  The Purchaser  promptly  shall  reimburse the
Company for all amounts  advanced by it  pursuant to the  preceding  sentence  except when the claim is in any way related to the Company's  indemnification  pursuant to Section 3.03, or the failure of the Company to (a) service and  administer the Mortgage  Loans in strict  compliance  with the terms of this Agreement or any Reconstitution Agreement, and/or (b) comply with applicable law.

                  Merger or Consolidation of the Company.

                  The  Company  shall  keep in full  effect its  existence,  rights  and  franchises  as a corporation,  and shall obtain and preserve its  qualification to do business as a foreign  corporation in each  jurisdiction  in which such  qualification  is or shall be  necessary  to protect the  validity  and enforceability  of this  Agreement  or any of the  Mortgage  Loans and to perform  its  duties  under this
Agreement.

                  Any person  into which the  Company may be merged or  consolidated,  or any  corporation resulting  from any merger,  conversion or  consolidation  to which the Company  shall be a party,  or any
Person  succeeding  to the  business of the  Company,  shall be the  successor  of the Company  hereunder, without  the  execution  or  filing  of any  paper or any  further  act on the part of any of the  parties hereto,  anything  herein to the  contrary  notwithstanding,  provided,  however,  that the  successor  or surviving Person shall be an institution (i) having a net worth of not less than  $25,000,000,  (ii) whose deposits  are insured by the FDIC  through the BIF or the SAIF,  and (iii) which is a Fannie  Mae-approved company in good standing.

                  Limitation on Liability of Company and Others.

                  Neither the  Company  nor any of the  directors,  officers,  employees  or agents of the
Company  shall be under any liability to the  Purchaser  for any action taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for  errors in  judgment,  provided, however,  that this  provision  shall not protect  the  Company or any such  person  against any Breach of warranties or  representations  made herein,  or failure to perform its  obligations in strict  compliance with any standard of care set forth in this  Agreement,  or any liability which would otherwise be imposed by reason of any breach of the terms and  conditions  of this  Agreement.  The Company  and any  director, officer,  employee or agent of the Company may rely in good faith on any  document of any kind prima facie properly  executed and  submitted by any Person  respecting  any matters  arising  hereunder.  The Company shall not be under any  obligation  to appear  in,  prosecute  or  defend  any legal  action  which is not incidental  to its duties to service the Mortgage  Loans in  accordance  with this  Agreement and which in its opinion may involve it in any expense or  liability,  provided,  however,  that the Company may,  with the consent of the  Purchaser,  undertake  any such action  which it may deem  necessary  or  desirable in respect to this  Agreement  and the rights and duties of the parties  hereto.  In such event,  the Company shall be entitled to  reimbursement  from the Purchaser of the reasonable legal expenses and costs of such action.

                  Limitation on Resignation and Assignment by Company.

                  The  Purchaser  has  entered  into  this  Agreement  with  the  Company  and  subsequent
Purchasers  will purchase the Mortgage Loans in reliance upon the independent  status of the Company,  and the  representations  as to the  adequacy  of its  servicing  facilities,  plant,  personnel,  records and procedures,  its integrity,  reputation and financial standing,  and the continuance  thereof.  Therefore, the Company  shall  neither  assign this  Agreement or the  servicing  hereunder or delegate its rights or duties  hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise  dispose of all or substantially  all of its property or assets without the prior written consent of the Purchaser,  which consent shall be granted or withheld in the sole  discretion of the  Purchaser;  provided,  however,  that the Company may assign its right and  obligations  hereunder to any entity that is directly or  indirectly owned or  controlled  by the Company  and the Company  guarantees  the  performance  by such entity of all obligations hereunder.

                  The  Company  shall not resign  from the  obligations  and duties  hereby  imposed on it except by mutual  consent of the  Company  and the  Purchaser  or upon the  determination  that its duties hereunder  are no longer  permissible  under  applicable  law and such  incapacity  cannot be cured by the
Company.  Any such  determination  permitting  the  resignation  of the Company  shall be  evidenced by an
Opinion of Counsel to such effect  delivered to the  Purchaser  which  Opinion of Counsel shall be in form and substance  acceptable to the Purchaser.  No such resignation  shall become effective until a successor shall have assumed the Company's  responsibilities  and  obligations  hereunder in the manner  provided in
Section 12.01.

                  Without in any way limiting the  generality  of this Section 9.04, in the event that the
Company  either shall assign this  Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any portion  thereof (to other than a  Subservicer)  or sell or otherwise  dispose of all or  substantially  all of its property or assets,  without the prior written consent of the Purchaser, then the  Purchaser  shall have the right to terminate  this  Agreement  upon notice given as set forth in
Section 10.01,  without any payment of any penalty or damages and without any liability  whatsoever to the
Company or any third party.

                                                 DEFAULT

                  Events of Default.

                  Each of the following shall constitute an Event of Default on the part of the Company:

                     any  failure by the  Company to remit to the  Purchaser  any  payment  required to be made under the terms of this  Agreement  which  continues  unremedied  for a period of three days after the date upon which  written  notice of such  failure,  requiring  the same to be remedied, shall have been given to the Company by the Purchaser; or

                     failure by the Company duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the Company set forth in this  Agreement  which continues  unremedied  for a period  of 30 days  after the date on which  written  notice of such failure,  requiring  the  same to be  remedied,  shall  have  been  given to the  Company  by the
         Purchaser; or

                     failure by the  Company to maintain  its  license to do business in any  jurisdiction where the Mortgage  Property is located if such  license is necessary  for the Company to legally service the related Mortgage Loan; or

                     a decree or order of a court or agency or supervisory  authority having  jurisdiction for the  appointment of a conservator or receiver or liquidator in any  insolvency,  readjustment of debt, including  bankruptcy,  marshaling of assets and liabilities or similar proceedings,  or for the  winding-up or liquidation  of its affairs,  shall have been entered  against the Company and such decree or order shall have  remained in force  undischarged  or unstayed for a period of
         60 days; or

                     the  Company  shall  consent to the  appointment  of a  conservator  or  receiver  or liquidator in any  insolvency,  readjustment  of debt,  marshaling of assets and  liabilities  or similar  proceedings of or relating to the Company or of or relating to all or substantially  all of its property; or

                     the Company shall admit in writing its  inability to pay its debts  generally as they become  due,  file a petition to take  advantage  of any  applicable  insolvency,  bankruptcy  or reorganization  statute,  make  an  assignment  for the  benefit  of its  creditors,  voluntarily suspend  payment of its  obligations or cease its normal  business  operations for three Business
         Days; or

                     the Company ceases to meet the qualifications of a Fannie Mae lender or servicer; or

                     the Company fails to maintain a minimum net worth of $25,000,000; or

                     the Company attempts to assign its right to servicing  compensation  hereunder or the
         Company  attempts,  without the consent of the Purchaser,  to sell or otherwise dispose of all or substantially  all of its  property  or assets  or to  assign  this  Agreement  or the  servicing responsibilities  hereunder or to delegate its duties  hereunder or any portion thereof (to other than a Subservicer) in violation of Section 9.04.

                  In each and  every  such  case,  so long as an  Event of  Default  shall  not have  been remedied,  in addition to whatsoever rights the Purchaser may have at law or equity to damages,  including injunctive  relief and specific  performance,  the  Purchaser,  by notice in writing to the  Company,  may terminate all the rights and  obligations  of the Company under this  Agreement and in and to the Mortgage
Loans and the proceeds thereof.

                  Upon  receipt by the Company of such  written  notice,  all  authority  and power of the
Company under this Agreement,  whether with respect to the Mortgage Loans or otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall  prepare,  execute and deliver to the successor  entity  designated by the Purchaser any and all documents and other instruments,  place in such successor's  possession all Mortgage Files, and do or cause to be done all other acts or things  necessary  or  appropriate  to effect the  purposes  of such notice of  termination,  including  but not limited to the transfer and  endorsement  or assignment of the
Mortgage  Loans and related  documents,  at the Company's sole expense.  The Company shall  cooperate with the  Purchaser and such  successor in effecting the  termination  of the  Company's  responsibilities  and rights hereunder,  including without  limitation,  the transfer to such successor for administration by it of all cash  amounts  which  shall at the time be  credited  by the  Company to the  Custodial  Account or
Escrow Account or thereafter received with respect to the Mortgage Loans.

                  Waiver of Defaults.

                  By a written  notice,  the  Purchaser  may  waive  any  default  by the  Company  in the performance of its obligations  hereunder and its  consequences.  Upon any waiver of a past default,  such default  shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other default or impair any right consequent thereon except to the extent expressly so waived.

                                               TERMINATION

                  Termination.

                  This  Agreement  shall  terminate  upon  either:  (i) the later of the final  payment or other  liquidation  (or any advance with respect  thereto) of the last Mortgage Loan or the disposition of any REO Property  with respect to the last Mortgage  Loan and the  remittance of all funds due  hereunder;
or (ii) mutual consent of the Company and the Purchaser in writing.

                  Termination Without Cause.

                  The  Purchaser  may  terminate,  at its sole  option,  any rights the  Company  may have hereunder,  without cause, as provided in this Section 11.02.  Any such notice of termination  shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

                  In the event the  Purchaser  terminates  the Company  without cause with respect to some or all of the Mortgage  Loans,  the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to 2.0% of the outstanding  principal  balance of the terminated  Mortgage Loans as of the date of such termination.

                                         MISCELLANEOUS PROVISIONS

                  Successor to Company.

                  Prior to termination of the Company's  responsibilities  and duties under this Agreement pursuant  to Sections  9.04,  10.01,  11.01 (ii) or pursuant to Section  11.02 after the 90 day period has expired,  the Purchaser  shall, (i) succeed to and assume all of the Company's  responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in clauses (i) through  (iii) of Section  9.02 and which shall  succeed to all rights and assume all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this  Agreement  prior to the termination of Company's  responsibilities,  duties and liabilities  under this  Agreement.  In connection with such  appointment and assumption,  the Purchaser may make such  arrangements  for the compensation of such successor out of payments on Mortgage Loans as it and such successor  shall agree.  In the event that the  Company's  duties,  responsibilities  and  liabilities  under  this  Agreement  should be  terminated pursuant to the  aforementioned  sections,  the Company shall  discharge such duties and  responsibilities during the period  from the date it  acquires  knowledge  of such  termination  until the  effective  date thereof with the same degree of  diligence  and  prudence  which it is  obligated  to exercise  under this
Agreement,  and shall take no action  whatsoever  that might impair or  prejudice  the rights or financial condition of its  successor.  The  resignation  or removal of the Company  pursuant to the  aforementioned sections shall not become  effective until a successor  shall be appointed  pursuant to this Section 12.01 and shall in no event  relieve  the  Company  of the  representations  and  warranties  made  pursuant  to
Sections 3.01 and 3.02 and the remedies  available to the Purchaser  under Sections 3.03,  3.04,  3.05 and
3.07, it being  understood and agreed that the provisions of such Sections 3.01,  3.02,  3.03,  3.04, 3.05 and 3.07 shall be applicable to the Company  notwithstanding  any such sale,  assignment,  resignation  or termination of the Company, or the termination of this Agreement.

                  Any successor  appointed as provided  herein shall execute,  acknowledge  and deliver to the Company and to the Purchaser an instrument  accepting such  appointment,  wherein the successor  shall make the  representations  and warranties set forth in Section 3.01,  except for subsections (f), (h), (i)
and (k) thereof,  whereupon such successor shall become fully vested with all the rights,  powers, duties, responsibilities,  obligations and liabilities of the Company,  with like effect as if originally named as a party  to this  Agreement.  Any  termination  or  resignation  of the  Company  or  termination  of this
Agreement  pursuant to Section 9.04, 10.01,  11.01 or 11.02 shall not affect any claims that any Purchaser may have  against the Company  arising  out of the  Company's  actions or failure to act prior to any such termination or resignation.

                  The  Company  shall  deliver  promptly  to  the  successor  servicer  the  Funds  in the
Custodial  Account and Escrow Account and all Mortgage Files and related  documents and statements held by it hereunder and the Company  shall  account for all funds and shall execute and deliver such  instruments and do such  other  things as may  reasonably  be  required  to more  fully and  definitively  vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

                  Upon a successor's  acceptance of  appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

                  Amendment.

                  This  Agreement  may be amended  from time to time by the Company and the  Purchaser  by written agreement signed by the Company and the Purchaser.

                  Governing Law.

                  This Agreement  shall be construed in accordance  with the laws of the State of New York and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

                  Duration of Agreement.

                  This  Agreement  shall  continue in  existence  and effect  until  terminated  as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

                  Notices.

                  All  demands,  notices  and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered mail,  postage prepaid, addressed as follows:

                     if to the Company:

                           Countrywide Home Loans, Inc.,
                           4500 Park Grenada
                           Calabasas, CA 91302
                           Attention: David Spector

         or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

                     if to Purchaser:

                           EMC Mortgage Corporation

                           Mac Arthur Ridge II
                           909 Hidden Ridge Drive, Suite 200
                           Irving, Texas 75014-1358
                           Attention:  Ralene Ruyle

                  Severability of Provisions.

                  If any one or more of the covenants,  agreements,  provisions or terms of this Agreement shall be held invalid for any reason  whatsoever,  then such  covenants,  agreements,  provisions or terms shall  be  deemed  severable  from  the  remaining  covenants,  agreements,  provisions  or  terms of this
Agreement  and shall in no way affect the  validity  or  enforceability  of the other  provisions  of this
Agreement.

                  Relationship of Parties.

                  Nothing herein  contained  shall be deemed or construed to create a partnership or joint venture  between the parties  hereto and the services of the Company  shall be rendered as an  independent contractor and not as agent for the Purchaser.

                  Execution; Successors and Assigns.

                  This  Agreement  may be  executed  in  one or  more  counterparts  and by the  different parties  hereto on  separate  counterparts,  each of  which,  when so  executed,  shall be deemed to be an original;  such counterparts,  together,  shall constitute one and the same agreement.  Subject to Section
8.04,  this Agreement  shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

                  Recordation of Assignments of Mortgage.

                  To the extent  permitted  by  applicable  law,  each of the  Assignments  of Mortgage is subject to recordation  in all  appropriate  public offices for real property  records in all the counties or other  comparable  jurisdictions in which any or all of the Mortgaged  Properties are situated,  and in any other  appropriate  public  recording  office or  elsewhere,  such  recordation  to be effected at the
Company's  expense in the event  recordation is either  necessary under applicable law or requested by the
Purchaser at its sole option accordance with Section 14 of the Purchase Agreement.

                  Assignment by Purchaser.

                  The  Purchaser  shall have the right,  without the consent of the Company but subject to the limit set forth in Section  2.02  hereof,  to assign,  in whole or in part,  its  interest  under this
Agreement  with respect to some or all of the Mortgage  Loans,  and  designate  any person to exercise any rights of the Purchaser hereunder,  by executing an Assignment and Assumption  Agreement  substantially in the form of Exhibit G hereto.  Upon such assignment of rights and assumption of obligations,  the assignee or designee  shall accede to the rights and  obligations  hereunder of the Purchaser  with respect to such
Mortgage  Loans and the  Purchaser  as assignor  shall be released  from all  obligations  hereunder  with respect to such Mortgage Loans from and after the date of such assignment and  assumption.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

                  No Personal Solicitation.

                  From and after the related  Closing  Date,  the Company  hereby  agrees that it will not take any action or permit or cause any action to be taken by any of its  agents or  affiliates,  or by any independent  contractors  or  independent  mortgage  brokerage  companies  on  the  Company's  behalf,  to personally,  by  telephone  or mail,  solicit the  Mortgagor  under any  Mortgage  Loan for the purpose of refinancing  such  Mortgage  Loan;  provided,  that the Company may  solicit  any  Mortgagor  for whom the
Company  has  received a request  for  verification  of  mortgage,  a request  for demand  for  payoff,  a mortgagor  initiated  written or verbal  communication  indicating a desire to prepay the related Mortgage
Loan,  or the mortgagor  initiates a title  search,  provided  further,  it is understood  and agreed that promotions  undertaken  by the  Company or any of its  affiliates  which (i)  concern  optional  insurance products or other  additional  projects,  (ii) are  directed to the  general  public at large,  including, without  limitation,  mass mailings based on commercially  acquired  mailing lists,  newspaper,  radio and television  advertisements,  (iii) are directed to mortgagors who have a specific type of mortgage  (i.e., balloon Mortgage Loans,  LIBOR Mortgage Loans,  etc.) or (iv) directed to those mortgagors whose mortgages fall within specific interest rate ranges shall not constitute  solicitation  under this Section 12.11 nor is the Company  prohibited from responding to unsolicited  requests or inquiries made by a Mortgagor or an agent of a Mortgagor.  Notwithstanding the foregoing,  the following  solicitations,  if undertaken by the
Company  or any  affiliate  of the  Company,  shall  not be  prohibited  under  this  Section  12.11:  (i)
solicitations  that are  directed to the general  public at large,  including,  without  limitation,  mass mailings based on  commercially  acquired  mailing lists and newspaper,  radio,  television and other mass media  advertisements;  (ii) borrower  messages  included on, and statement  inserts  provided  with,  the monthly statements sent to Mortgagors;  provided,  however,  that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by the Company.

                  IN WITNESS  WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                          EMC MORTGAGE CORPORATION

                                                          By: _____________________________________________________

                                                          Name: Ralene Ruyle

                                                          Title:   President

                                                          COUNTRYWIDE HOME LOANS, INC.

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF __________                )

                  On the __ day of  ________,  200_  before  me, a Notary  Public  in and for said  State, personally appeared ________,  known to me to be Vice President of EMC Mortgage  Corporation,  the federal savings  association  that  executed  the  within  instrument  and also  known to me to be the  person who executed it on behalf of said  corporation,  and  acknowledged  to me that such  corporation  executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto  set my hand  affixed my office  seal the day and year in this certificate first above written.

                                                          ________________________________________________________
                                                          Notary Public

                                                          My Commission expires ___________________________________

STATE OF                            )
                                    ) ss.:
COUNTY OF __________                )

                  On the __ day of  _______,  200_  before  me, a  Notary  Public  in and for said  State, personally  appeared  __________,  known to me to be  ______________  of Countrywide Home Loans,  Inc. the
corporation  that executed the within  instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto  set my hand  affixed my office  seal the day and year in this certificate first above written.

                                                          ________________________________________________________
                                                          Notary Public

                                                          My Commission expires ___________________________________

                                                EXHIBIT A

                                          MORTGAGE LOAN SCHEDULE

                                                EXHIBIT B

                                      CONTENTS OF EACH MORTGAGE FILE

                  With  respect  to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the following items,  which shall be available for inspection by the Purchaser and any prospective  Purchaser, and which shall be retained by the Company in the Servicing  File or delivered to the  Custodian  pursuant to Section  2.01 and 2.03 of the  Seller's  Warranties  and  Servicing  Agreement to which this Exhibit is attached (the "Agreement"):

         The original  Mortgage Note bearing all intervening  endorsements,  endorsed "Pay to the order of
                  _________  without  recourse"  and signed in the name of the  Company  by an  authorized officer (in the event that the  Mortgage  Loan was  acquired by the Company in a merger, the signature must be in the following form:  "Countrywide Home Loans,  Inc.,  successor by  merger  to [name of  predecessor]";  and in the  event  that the  Mortgage  Loan was acquired or  originated  by the Company while doing  business  under  another name,  the signature must be in the following form:  "Countrywide Home Loans, Inc.,  formerly known as [previous name]").

         The original of any guarantee executed in connection with the Mortgage Note (if any).

         The original  Mortgage,  with evidence of recording  thereon.  If in connection with any Mortgage
                  Loan,  the Company  cannot  deliver or cause to be delivered the original  Mortgage with evidence of  recording  thereon on or prior to the  related  Closing  Date  because of a delay caused by the public  recording  office where such Mortgage has been delivered for recordation  or because such  Mortgage  has been lost or because  such public  recording office  retains the original  recorded  Mortgage,  the Company shall deliver or cause to be delivered to the Custodian,  a photocopy of such  Mortgage,  together with (i) in the case of a delay caused by the public recording office,  an Officer's  Certificate of the
                  Company  stating  that such  Mortgage  has been  dispatched  to the  appropriate  public recording  office for recordation and that the original  recorded  Mortgage or a copy of such Mortgage  certified by such public  recording office to be a true and complete copy of the original  recorded  Mortgage  will be promptly  delivered to the  Custodian  upon receipt  thereof  by the  Company;  or (ii) in the  case of a  Mortgage  where a  public recording  office  retains  the  original  recorded  Mortgage  or in the  case  where  a
                  Mortgage  is  lost  after  recordation  in a  public  recording  office,  a copy of such
                  Mortgage  certified by such public  recording  office or by the title insurance  company that issued the title  policy to be a true and complete  copy of the  original  recorded
                  Mortgage.

         The  originals of all  assumption,  modification,  consolidation  or extension  agreements,  with evidence of recording thereon.

         The original  Assignment  of Mortgage for each Mortgage  Loan,  in form and substance  acceptable for recording,  delivered in blank.  If the Mortgage Loan was acquired by the Company in a merger,  the  Assignment of Mortgage must be made by  "Countrywide  Home Loans,  Inc., successor  by merger to [name of  predecessor]."  If the  Mortgage  Loan was acquired or originated by the Company while doing  business  under another name,  the  Assignment of
                  Mortgage must be by "Countrywide Home Loans, Inc., formerly known as [previous name]."

         Originals of all intervening  assignments of the Mortgage with evidence of recording thereon,  or if any such intervening  assignment has not been returned from the applicable  recording office  or has  been  lost or if such  public  recording  office  retains  the  original recorded  assignments  of mortgage,  the Company  shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening  assignment,  together with (i) in the case of a delay caused by the public recording office,  an Officer's  Certificate of the
                  Company  stating that such  intervening  assignment  of mortgage has been  dispatched to the  appropriate  public  recording  office  for  recordation  and  that  such  original recorded  intervening  assignment of mortgage or a copy of such  intervening  assignment of  mortgage  certified  by the  appropriate  public  recording  office  or by the title insurance  company that issued the title  policy to be a true and  complete  copy of the original recorded  intervening  assignment of mortgage will be promptly delivered to the
                  Custodian  upon receipt  thereof by the Company;  or (ii) in the case of an  intervening assignment  where a public recording  office retains the original  recorded  intervening assignment or in the case where an intervening  assignment is lost after  recordation in a public  recording  office,  a copy of such  intervening  assignment  certified by such public  recording  office  to be a true  and  complete  copy  of the  original  recorded intervening assignment.

         The original  mortgagee policy of title insurance or attorney's  opinion of title and abstract of title.

         Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

         The  original  hazard  insurance  policy  and, if required by law,  flood  insurance  policy,  in accordance with Section 4.10 of the Agreement.

         Residential loan application.

         Mortgage Loan closing statement.

         Verification of employment and income.

         Verification of acceptable evidence of source and amount of downpayment.

         Credit report on the Mortgagor.

         Residential appraisal report.

         Photograph of the Mortgaged Property.

         Survey of the Mortgaged Property.

         Copy of each instrument  necessary to complete  identification  of any exception set forth in the exception  schedule in the title policy,  i.e.,  map or plat,  restrictions,  easements, sewer agreements, home association declarations, etc.

         All required disclosure statements.

         If  available,  termite  report,  structural  engineer's  report,  water  potability  and  septic certification.

         Sales contract.

         Tax  receipts,   insurance  premium  receipts,  ledger  sheets,  payment  history  from  date  of
                  origination,   insurance   claim   files,   correspondence,   current   and   historical
                  computerized data files, and all other  processing,  underwriting and closing papers and records which are  customarily  contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                  In the event an  Officer's  Certificate  of the Company is  delivered  to the  Custodian because of a delay caused by the public recording office in returning any recorded  document,  the Company shall deliver to the  Custodian,  within 180 days of the related  Closing  Date, an Officer's  Certificate which shall (i)  identify  the  recorded  document,  (ii) state that the  recorded  document  has not been delivered to the Custodian due solely to a delay caused by the public  recording  office,  (iii) state the amount of time  generally  required  by the  applicable  recording  office to record and return a document submitted for recordation,  and (iv) specify the date the applicable  recorded  document will be delivered to the  Custodian.  The Company  shall be required to deliver to the  Custodian  the  applicable  recorded document by the date  specified in (iv) above.  An  extension  of the date  specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                EXHIBIT C

                                         MORTGAGE LOAN DOCUMENTS

                  The Mortgage  Loan  Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian  pursuant to Section 2.01 of the Seller's  Warranties and
Servicing Agreement to which this Exhibit is annexed (the "Agreement"):

                  the original  Mortgage Note bearing all intervening  endorsements,  endorsed "Pay to the order of ___________,  without  recourse" and signed in the name of the Company by an authorized  officer.
To the extent that there is no room on the face of the Mortgage  Note for  endorsements,  the  endorsement may be contained on an allonge,  if state law so allows.  If the Mortgage Loan was acquired by the Company in a merger,  the endorsement must be by "Countrywide  Home Loans,  Inc.,  successor by merger to [name of predecessor]."  If the  Mortgage  Loan was  acquired or  originated  by the Company  while doing  business under  another  name,  the  endorsement  must be by  "Countrywide  Home  Loans,  Inc.,  formerly  known as
[previous name]";

                  the original of any guarantee executed in connection with the Mortgage Note;

                  the original  Mortgage with  evidence of recording  thereon,  and the original  recorded power of  attorney,  if the  Mortgage  was  executed  pursuant to a power of  attorney,  with  evidence of recording thereon;

                  the originals of all assumption,  modification,  consolidation or extension  agreements, with evidence of recording thereon;

                  the  original  Assignment  of Mortgage for each  Mortgage  Loan,  in form and  substance acceptable for recording,  delivered in blank,  or the original  Assignment of Mortgage in recordable form into MERS. If the Mortgage Loan was acquired by the Company in a merger,  the  Assignment of Mortgage must be made by  "Countrywide  Home  Loans,  Inc.,  successor  by  merger  to  [name of  predecessor]."  If the
Mortgage  Loan was acquired or  originated by the Company  while doing  business  under another name,  the
Assignment of Mortgage must be by "Countrywide Home Loans, Inc., formerly known as [previous name];"

                  the  originals of all  intervening  assignments  of mortgage  with evidence of recording thereon, including warehousing assignments, if any;

                  the original mortgagee title insurance policy;

                  such other documents as the Purchaser may require.

                                               EXHIBIT D-1

                                     CUSTODIAL ACCOUNT CERTIFICATION

                                                                               _____________________, 200_

                  Countrywide  Home Loans,  Inc.  hereby  certifies  that it has  established  the account described below as a Custodial  Account pursuant to Section 4.04 of the Seller's  Warranties and Servicing
Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account: Countrywide Home Loans, Inc. in trust for the Purchaser

Account Number:   _______________

Address of office or branch
of the Company at
which Account is maintained:                              __________________________________________________
                                                          Re:

                                                          Re:

                                                          Re:

                                                          Countrywide Home Loans, Inc.

                                                          Company

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                               EXHIBIT D-2

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                                                   _________________, 200_

To:      _________________________________________________

__________________________________________________________

__________________________________________________________
         (the "Depository")

                  As  Company  under  the  Seller's  Warranties  and  Servicing  Agreement,  dated  as  of
September 1, 2002, Residential  Adjustable Rate Mortgage Loans (the "Agreement"),  we hereby authorize and request you to establish an account,  as a Custodial  Account  pursuant to Section 4.04 of the  Agreement, to be  designated  as  "[Servicer]  in trust for the  Purchaser -  Residential  Adjustable  Rate  Mortgage
Loans." All  deposits in the  account  shall be subject to  withdrawal  therefrom  by order  signed by the
Company.  You may refuse any deposit which would result in violation of the  requirement  that the account be fully  insured as described  below.  This letter is submitted to you in duplicate.  Please  execute and return one original to us.

                                                          [COUNTRYWIDE HOME LOANS, INC.]

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                                          Date:____________________________________________________

                  The undersigned,  as Depository,  hereby certifies that the above described  account has been established  under Account Number  __________,  at the office of the Depository  indicated above, and agrees to honor  withdrawals on such account as provided above.  The full amount  deposited at any time in the account will be insured by the Federal Deposit Insurance  Corporation  through the Bank Insurance Fund
("BIF") or the Savings Association Insurance Fund ("SAIF").

                                                          _________________________________________________________
                                                          Depository

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                                          Date:____________________________________________________

                                               EXHIBIT E-1

                                       ESCROW ACCOUNT CERTIFICATION

                                                                                  __________________, 200_

                  Countrywide  Home Loans,  Inc.  hereby  certifies  that it has  established  the account described  below as an Escrow  Account  pursuant to Section 4.06 of the Seller's  Warranties and Servicing
Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account:_"Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors."

Account Number:__________________

Address of office or branch
of the Company at
which Account is maintained:                            ___________________________________________________________
                                                        Re:

                                                        ___________________________________________________________

                                                        ___________________________________________________________

                                                          [COUNTRYWIDE HOME LOANS, INC.]

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                               EXHIBIT E-2

                                     ESCROW ACCOUNT LETTER AGREEMENT

                                                                                 ___________________, 200_

To:      _________________________________________________

__________________________________________________________

__________________________________________________________
         (the "Depository")

                  As  Company  under  the  Seller's  Warranties  and  Servicing  Agreement,  dated  as  of
September 1, 2002 Residential  Adjustable Rate Mortgage Loans (the  "Agreement"),  we hereby authorize and request you to establish an account,  as an Escrow Account  pursuant to Section 4.07 of the Agreement,  to be designated as "[Servicer],  in trust for the Purchaser - Residential  Adjustable Rate Mortgage  Loans."
All deposits in the account shall be subject to withdrawal  therefrom by order signed by the Company.  You may refuse any deposit  which  would  result in  violation  of the  requirement  that the account be fully insured as described  below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                          [COUNTRYWIDE HOME LOANS, INC.]

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                                          Date:____________________________________________________

                  The undersigned,  as Depository,  hereby certifies that the above described  account has been  established  under Account  Number  ______,  at the office of the Depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount  deposited at any time in the account will be insured by the Federal Deposit Insurance  Corporation  through the Bank Insurance Fund
("BIF") or the Savings Association Insurance Fund ("SAIF").

                                                          _________________________________________________________
                                                          Depository

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                                          Date:____________________________________________________

                                                EXHIBIT F

                                        MONTHLY REMITTANCE ADVICE

                                                EXHIBIT G

                                        ASSIGNMENT AND ASSUMPTION

                                                                                   _________________, 200_

                  ASSIGNMENT        AND        ASSUMPTION,        dated        __________,         between
__________________________________,    a    ___________________    corporation   having   an   office   at
__________________  ("Assignor") and  _________________________________,  a __________________ corporation having an office at __________________ ("Assignee"):

                  For  and  in  consideration  of the  sum of TEN  DOLLARS  ($10.00)  and  other  valuable consideration  the receipt and sufficiency of which hereby are  acknowledged,  and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

(vii)    The  Assignor  hereby  grants,  transfers  and  assigns to Assignee  all of the right,  title and interest of Assignor,  as  purchaser,  in, to and under that certain  Seller's  Warranties  and  Servicing
Agreement,   Residential   Adjustable  Rate  Mortgage  Loans  (the  "Seller's   Warranties  and  Servicing
Agreement"),  dated as of September 1, 2002, by and between EMC Mortgage  Corporation  (the  "Purchaser"), and Countrywide  Home Loans,  Inc. (the  "Company"),  and the Mortgage Loans  delivered  thereunder by the
Company to the Assignor.

(viii)   The Assignor warrants and represents to, and covenants with, the Assignee that:

a.       The  Assignor  is the lawful  owner of the  Mortgage  Loans with the full right to  transfer  the
Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.       The Assignor has not received notice of, and has no knowledge of, any offsets,  counterclaims  or other defenses  available to the Company with respect to the Seller's  Warranties and Servicing  Agreement or the Mortgage Loans;

c.       The Assignor has not waived or agreed to any waiver  under,  or agreed to any  amendment or other modification  of, the  Seller's  Warranties  and  Servicing  Agreement,  the  Custodial  Agreement  or the
Mortgage  Loans,  including  without  limitation  the  transfer  of the  servicing  obligations  under the
Seller's  Warranties  and  Servicing  Agreement.  The Assignor  has no knowledge  of, and has not received notice  of, any  waivers  under or  amendments  or other  modifications  of, or  assignments  of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

d.       Neither the Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the  Mortgage  Loans,  any  interest  in the  Mortgage  Loans or any other  similar security  to, or  solicited  any offer to buy or accept a  transfer,  pledge or other  disposition  of the
Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  from,  or otherwise approached or negotiated  with respect to the Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  with,  any person in any manner,  or made any general  solicitation  by means of general  advertising  or in any  other  manner,  or taken  any  other  action  which  would  constitute  a distribution  of the Mortgage  Loans under the Securities Act of 1933 (the "33 Act") or which would render the  disposition  of the  Mortgage  Loans a violation  of Section 5 of the 33 Act or require  registration pursuant thereto.

(ix)     The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

e.       The Assignee agrees to be bound, as Purchaser,  by all of the terms,  covenants and conditions of the Seller's  Warranties  and Servicing  Agreement,  the Mortgage Loans and the Custodial  Agreement,  and
from and after the date  hereof,  the  Assignee  assumes  for the  benefit of each of the  Company and the
Assignor all of the Assignor's obligations as Purchaser thereunder;

f.       The Assignee  understands  that the Mortgage Loans have not been  registered  under the 33 Act or the securities laws of any state;

g.       The purchase  price being paid by the  Assignee for the Mortgage  Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

h.       The Assignee is  acquiring  the Mortgage  Loans for  investment  for its own account only and not for any other person.  In this connection,  neither the Assignee nor any Person authorized to act therefor has offered the Mortgage  Loans by means of any general  advertising  or general  solicitation  within the meaning of Rule 502(c) of U.S.  Securities and Exchange  Commission  Regulation D,  promulgated  under the
1933 Act;

i.       The Assignee  considers itself a substantial,  sophisticated  institutional  investor having such knowledge and  experience in financial  and business  matters that it is capable of evaluating  the merits and risks of investment in the Mortgage Loans;

j.       The Assignee has been  furnished  with all  information  regarding the Mortgage Loans that it has requested from the Assignor or the Company;

k.       Neither the Assignee nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the  Mortgage  Loans,  any  interest  in the  Mortgage  Loans or any other  similar security  to, or  solicited  any offer to buy or accept a  transfer,  pledge or other  disposition  of the
Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  from,  or otherwise approached or negotiated  with respect to the Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  with,  any person in any manner  which would  constitute a  distribution  of the
Mortgage  Loans under the 33 Act or which would render the  disposition  of the Mortgage Loans a violation of  Section  5 of the 33 Act or  require  registration  pursuant  thereto,  nor  will it  act,  nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

l.       Either:  (1) the Assignee is not an employee  benefit plan ("Plan") within the meaning of section
3(3) of the  Employee  Retirement  Income  Security  Act of 1974,  as  amended  ("ERISA")  or a plan (also
"Plan") within the meaning of section  4975(e)(1) of the Internal  Revenue Code of 1986 ("Code"),  and the
Assignee is not directly or indirectly  purchasing  the Mortgage  Loans on behalf of,  investment  manager of, as named  fiduciary  of, as Trustee of, or with assets of, a Plan; or (2) the  Assignee's  purchase of the  Mortgage  Loans will not result in a  prohibited  transaction  under  section 406 of ERISA or section
4975 of the Code.

m.       The  Assignee's  address for purposes of all notices and  correspondence  related to the Mortgage
Loans and the Seller's Warranties and Servicing Agreement is:

                 ____________________________________
                 ____________________________________
                 ____________________________________

                  Attention:_________________________

                  The Assignee's wire transfer  instructions  for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement are:

                 ____________________________________
                 ____________________________________
                 ____________________________________

                  IN WITNESS  WHEREOF,  the parties  have  caused this  Assignment  and  Assumption  to be executed by their duly authorized officers as of the date first above written.

_____________________________________________________        _____________________________________________________
Assignor                                                     Assignee
By:__________________________________________________        By: _________________________________________________

Its:_________________________________________________        Its: ________________________________________________

                                                EXHIBIT H

                                         UNDERWRITING GUIDELINES

                                                EXHIBIT I

                                         ACKNOWLEDGMENT AGREEMENT

                  On this ____ day of ____________,  200_, EMC Mortgage Corporation,  (the "Purchaser") as
the Purchaser  under that certain  Seller's  Warranties and Servicing  Agreement  dated as of September 1,
2002,  (the  "Agreement"),  does hereby  contract  with  Countrywide  Home Loans Inc.  (the  "Company") as
Company under the Agreement,  for the servicing  responsibilities  related to the Mortgage Loans listed on
the  related  Mortgage  Loan  Schedule   attached  hereto.   The  Company  hereby  accepts  the  servicing
responsibilities  transferred  hereby  and on the  date  hereof  assumes  all  servicing  responsibilities related to the Mortgage  Loans  identified on the related  Mortgage  Loan Schedule all in accordance  with the  Agreement.  The  contents of each  Servicing  File  required to be  delivered to service the Mortgage
Loans  pursuant  to the  Agreement  have been or shall be  delivered  to the Company by the  Purchaser  in accordance with the terms of the Agreement.

                  With respect to the Mortgage  Loans made subject to the  Agreement  hereby,  the related
Closing Date shall be ___________________.

                  All other terms and conditions of this transaction shall be governed by the Agreement.

                  Capitalized  terms used herein and not  otherwise  defined  shall have the  meanings set forth in the Agreement.

                  This  Acknowledgment   Agreement  may  be  executed  simultaneously  in  any  number  of counterparts.  Each  counterpart  shall be  deemed  to be an  original,  and all such  counterparts  shall constitute one and the same instrument.

                  IN WITNESS  WHEREOF,  the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            PURCHASER:
                                            EMC MORTGAGE CORPORATION

                                            By:_________________________________________
                                            Name:_______________________________________
                                            Title:______________________________________

                                            SELLER:
                                            COUNTRYWIDE HOME LOANS, INC.

                                            By:_________________________________________
                                            Name:_______________________________________
                                            Title:______________________________________

                                           AMENDMENT NUMBER ONE
                                                  to the
                               SELLER'S WARRANTIES AND SERVICING AGREEMENT
                                      dated as of September 1, 2002
                                              by and between
                                       COUNTRYWIDE HOME LOANS, INC.
                                                 Company,
                                                   and
                                         EMC MORTGAGE CORPORATION
                                                Purchaser

         This AMENDMENT NUMBER ONE is made this 1st day of January, 2003, by and between COUNTRYWIDE
HOME LOANS, INC., having an address at 4500 Park Granada, Calabasas, California 91302 (the "Company")
and EMC MORTGAGE CORPORATION, having an address at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite
200, Irving, Texas 75014-1358 (the "Purchaser"), to the Seller's Warranties and Servicing Agreement,
dated as of September 1, 2002, by and between the Company and the Purchaser (the "Agreement").

                                                 RECITALS

                  WHEREAS,  the Company and the Purchaser  have agreed to amend the Agreement as set forth herein.

                  NOW  THEREFORE,  for good and valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  and for the mutual covenants herein contained,  the parties hereto hereby agree as follows:

                  SECTION 1.        Amendments.  Effective as of January 1, 2003,  the Agreement is hereby modified by making the following additions, deletions or modifications:

A)       All  references  to  "Residential  Adjustable  Rate Mortgage  Loans" are hereby  deleted in their entirety and replaced with  "Residential  Fixed and Adjustable  Rate Mortgage  Loans" in the
              following  sections:  (i) the cover page,  (ii)  Section  4.04,  (iii)  Section  4.06,  (iv)
              Exhibit D-1, (v) Exhibit D-2, (vi) Exhibit E-1, (vii) Exhibit E-2, and (viii) Exhibit G.

B)       The  references to  "adjustable  rate" are hereby deleted and replaced with "fixed and adjustable rate" in the following sections:  (i) the introductory  sentence of the Agreement,  and (ii)
              Section 3.01(i).

C)       The definition of "Convertible Mortgage Loan" is hereby deleted in its entirety.

D)       The definition of "5/1 ARM Mortgage Loan" is hereby deleted in its entirety.

E)       The  definition  of  "Gross  Margin"  is hereby  modified  by  deleting  it in its  entirety  and replacing it with the following:

              Gross Margin:  With respect to each  adjustable  rate Mortgage  Loan,  the fixed  percentage amount  set  forth on the  related  Mortgage  Note,  which  amount  is added to the Index in accordance  with the terms of the related  Mortgage  Note to determine on each Interest Rate
              Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

F)       The  definition  of "Index" is hereby  modified by deleting it in its entirety  and  replacing it with the following:

                      Index:  With respect to any adjustable rate Mortgage Loan, the index identified on the related Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

G)       The  definition  of "Initial  Rate Cap" is hereby  modified by  deleting it in its  entirety  and replacing it with the following:

              Initial  Rate Cap:  With  respect to each  adjustable  rate  Mortgage  Loan and the  initial
              Interest Rate Adjustment Date therefor,  a number of percentage points per annum that is set forth in the related  Mortgage Loan Schedule and in the related  Mortgage Note, which is the maximum amount by which the Mortgage  Interest Rate for such  adjustable  rate Mortgage Loan may increase or decrease  from the Mortgage  Interest  Rate in effect  immediately  prior to such Interest Rate Adjustment Date.

H)       The definition of "LIBOR Mortgage Loan" is hereby deleted in its entirety.

I)       The  definition of "Lifetime  Mortgage  Interest  Rate Cap" is hereby  modified by deleting it in its entirety and replacing it with the following:

              Lifetime  Mortgage  Interest Rate Cap: With respect to each  adjustable  rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable,  above which the Mortgage Interest Rate cannot be adjusted.

J)       The  definition  of "Mortgage  Interest  Rate" is hereby  modified by deleting it in its entirety and replacing it with the following:

              Mortgage  Interest Rate: The annual rate at which Interest accrues on any Mortgage Loan, and with respect to adjustable  rate Mortgage Loans,  the annual rate at which Interest  accrues as adjusted from time to time in  accordance  with the  provisions  of the related  Mortgage
              Note and in compliance with the related Initial Rate Cap,  Lifetime  Mortgage  Interest Rate
              Cap and Periodic Rate Cap, if any, of the related Mortgage Note.

K)       The  definition  of  "Mortgage  Loan" is hereby  modified  by  deleting  it in its  entirety  and replacing it with the following:

              Mortgage  Loan:  An individual  fixed or adjustable  rate Mortgage Loan which is the subject of this  Agreement,  each Mortgage Loan  originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule,  which Mortgage Loan includes  without  limitation the Mortgage  File,  the Monthly  Payments,  Principal  Prepayments,  Liquidation  Proceeds,
              condemnation  proceeds,  Insurance Proceeds, REO disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

L)       The definition of "Non-Convertible Mortgage Loan" is hereby deleted in its entirety.

M)       The  definition  of  "Servicing  Fee Rate" is hereby  modified by deleting it in its entirety and replacing it with the following:

              Servicing  Fee Rate:  (i) 0.25% per annum  with  respect to fixed  rate  Mortgage  Loans and certain  adjustable  rate Mortgage  Loans as specified on the Mortgage Loan  Schedule,  (ii)
              0.375% per annum with respect to certain  adjustable rate Mortgage Loans as specified on the
              Mortgage Loan  Schedule,  and (iii) 0.25% with respect to certain  adjustable  rate Mortgage
              Loans for the period prior to the initial  Interest Rate  Adjustment Date and 0.375% for the period  following  the initial  Interest Rate  Adjustment  Date as specified in the Mortgage
              Loan Schedule.

N)       The definition of "7/1 ARM Mortgage Loan" is hereby deleted in its entirety.

O)       The definition of "10/1 ARM Mortgage Loan" is hereby deleted in its entirety.

P)       The definition of "3/1 ARM Mortgage Loan" is hereby deleted in its entirety.

Q)       The definition of "Treasury Rate Mortgage Loan" is hereby deleted in its entirety.

R)       Section  3.01(c) is hereby  modified by deleting  the subpart in its  entirety  and  replacing it with the following:

              (c)     No Conflicts; No Default.  Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage
                      Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the
                      Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage
                      Loans.  The Company is not in default, and has received no notice of default, under this Agreement;

S)       Section  3.01(d) is hereby  modified by deleting  the subpart in its  entirety  and  replacing it with the following:

(d)      Ability to Service.  The  Company is an  approved  seller/servicer  of  conventional  residential mortgage  loans for the United States  Department  of Housing and Urban  Development
                      ("HUD"),  Fannie Mae,  Freddie Mac, or any successor  thereto,  with the facilities,
                      procedures,   and  experienced  personnel  necessary  for  the  sound  servicing  of mortgage  loans of the same  type as the  Mortgage  Loans.  The  Company  is in good standing to sell mortgage loans to and service  mortgage  loans for HUD,  Fannie Mae or Freddie Mac,  and no event has  occurred,  including  but not limited to a change in  insurance  coverage,  which  would make the  Company  unable to comply with HUD,
                      Fannie  Mae  or  Freddie  Mac  eligibility   requirements  or  which  would  require
                      notification to either HUD, Fannie Mae or Freddie Mac;

     T)       The following shall be inserted as the last sentence of Section 3.02(f):

                      "To the best of Company's knowledge, the Mortgaged Property is free of material damage;"

U)       The first  sentence  of Section  3.02(k) is hereby  modified  by  deleting  the  sentence  in its entirety and replacing it with the following:

              (k)     Validity of Mortgage Documents.  The Mortgage Note and the Mortgage are genuine, on forms generally acceptable to Fannie Mae and Freddie Mac, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.

V)       The following shall be inserted as the last sentence of Section 3.02(m):

                  "Upon  recordation of the Mortgage Note,  Purchaser or its designee will be the owner of record of the Mortgage and the  indebtedness  evidenced by the Mortgage  Note.  Upon the sale of the Mortgage  Loans,  Purchaser  will own such Mortgage  Loans free and clear of any encumbrance,  equity,  participation  interest,  pledge,  change,  claim or security interest."

W)       Section  3.02(t) is hereby  modified by deleting  the subpart in its  entirety  and  replacing it with the following:

              (t)     Origination; Payment Terms.  The Mortgage Loan was originated by either i) the
                      Company, which is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or ii) an entity that is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or state authority.  The Mortgage Interest Rate for an adjustable rate Mortgage
                      Loan is adjusted as set forth in the related Mortgage Note. The Mortgage Note is payable each month in monthly installments of principal and interest, with interest in arrears, and requires Monthly Payments sufficient to amortize the original principal balance of the Mortgage Loan over a term of no more than 30 years. Each convertible Mortgage Loan contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan. No
                      Mortgage Loan has a provision for negative amortization;

X)       Section 3.05 is hereby  modified by deleting  the section in its  entirety and  replacing it with the following:

                  Section 3.05      Repurchase Upon Conversion.

         In the event the Mortgagor  under any  convertible  Mortgage Loan elects to convert said Mortgage
Loan to a fixed rate  mortgage  loan,  as provided in the related  Mortgage  Note,  then the Company shall repurchase  the  related  Mortgage  Loan  in the  month  the  conversion  takes  place  and in the  manner prescribed in Section 3.04 at the Repurchase Price.

Y)       The following shall be inserted as the last sentence of Section 9.01:

                  "All  indemnification  provisions of this Agreement,  including but not limited to those set forth in this Section 9.01, shall survive the termination of this Agreement."

                  SECTION 2.        Defined  Terms.  Any  terms  capitalized  but  not  otherwise  defined herein shall have the respective meanings set forth in the Agreement.

                  SECTION 3.        Governing  Law.  THIS  AMENDMENT  NUMBER  ONE  SHALL BE  CONSTRUED  IN
ACCORDANCE  WITH THE LAWS OF THE  STATE OF NEW YORK  (INCLUDING  SECTION  5-1401  OF THE NEW YORK  GENERAL
OBLIGATIONS LAW) AND THE OBLIGATIONS,  RIGHTS,  AND REMEDIES OF THE PARTIES  HEREUNDER SHALL BE DETERMINED
IN  ACCORDANCE  WITH SUCH LAWS WITHOUT  REGARD TO CONFLICT OF LAWS  DOCTRINE  APPLIED IN SUCH STATE (OTHER
THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  SECTION 4.        Counterparts.  This  Amendment  Number One may be  executed by each of the parties hereto on any number of separate  counterparts,  each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                  SECTION 5.        Limited  Effect.   Except  as  amended  hereby,  the  Agreement  shall
continue in full force and effect in accordance  with its terms.  Reference to this  Amendment  Number One need not be made in the Agreement or any other  instrument or document  executed in connection  therewith, or in any  certificate,  letter or  communication  issued or made  pursuant  to, or with  respect  to, the
Agreement,  any  reference  in any of such  items  to the  Agreement  being  sufficient  to  refer  to the
Agreement as amended hereby.

                                         [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS  WHEREOF,  the Company and the Purchaser  have caused this  Amendment  Number
One to be executed  and  delivered  by their duly  authorized  officers as of the day and year first above written.

                                                               COUNTRYWIDE HOME LOANS, INC.
                                                     (Company)

                                                     By______________________________________
                                                     Name:
                                                     Title:

                                                     EMC MORTGAGE CORPORATION
                                                     (Purchaser)

                                                     By______________________________________
                                                     Name:
                                                     Title:

                                             AMENDMENT REG AB
                       TO THE MASTER MORTGAGE LOAN PURCHASEAND SERVICING AGREEMENT

                  This is  Amendment  Reg AB  ("Amendment  Reg AB"),  dated as of January 1, 2006,  by and between EMC Mortgage  Corporation (the  "Purchaser"),  and Countrywide Home Loans, Inc. (the "Company") to
that certain  Seller's  Warranties and Servicing  Agreement]  dated as of September 1, 2002 by and between the Company and the Purchaser (as amended, modified or supplemented, the "Existing Agreement").

                                            W I T N E S S E T H

                  WHEREAS,  the  Company  and  the  Purchaser  have  agreed,  subject  to  the  terms  and conditions  of this  Amendment  Reg AB that the  Existing  Agreement  be amended to  reflect  agreed  upon revisions to the terms of the Existing Agreement.

                  Accordingly,  the  Company and the  Purchaser  hereby  agree,  in  consideration  of the mutual  premises and mutual  obligations set forth herein,  that the Existing  Agreement is hereby amended as follows:

1.       Capitalized  terms used herein but not  otherwise  defined  shall have the  meanings set forth in the Existing  Agreement.  The Existing Agreement is hereby amended by adding the following  definitions in their proper alphabetical order:

         Commission:  The United States Securities and Exchange Commission.

         Company Information:  As defined in Section 2(g)(i)(A)(1).

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Securitization Transaction.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Master  Servicer:  With respect to any  Securitization  Transaction,  the "master  servicer,"  if any, identified in the related transaction documents.

         Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage Loans,  provided that the  following  conditions  are  satisfied:  (i) such  Mortgage  Loans  were  either  (x)  originated pursuant to an  agreement  between the Company and such Person that  contemplated  that such Person  would underwrite  mortgage loans from time to time,  for sale to the Company,  in accordance  with  underwriting guidelines  designated by the Company ("Designated  Guidelines") or guidelines that do not vary materially from such  Designated  Guidelines or (y)  individually  re-underwritten  by the Company to the  Designated
Guidelines at the time such Mortgage  Loans were acquired by the Company;  (ii) either (x) the  Designated
Guidelines  were, at the time such Mortgage Loans were  originated,  used by the Company in origination of mortgage  loans  of the  same  type  as the  Mortgage  Loans  for the  Company's  own  account  or (y) the
Designated  Guidelines were, at the time such Mortgage Loans were underwritten,  designated by the Company on a consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the Company;
and  (iii)  the  Company  employed,  at the  time  such  Mortgage  Loans  were  acquired  by the  Company, pre-purchase  or  post-purchase  quality  assurance  procedures  (which may involve,  among other  things, review of a sample of mortgage  loans  purchased  during a  particular  time period or through  particular channels)  designed to ensure that either Persons from which it purchased  mortgage loans properly applied the  underwriting  criteria  designated  by the Company or the  Mortgage  Loans  purchased  by the Company substantially comply with the Designated Guidelines.

         Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

         Reconstitution  Agreement:  An  agreement  or  agreements  entered  into by the  Company  and the
Purchaser and/or certain third parties in connection with a  Reconstitution  with respect to any or all of the Mortgage Loans serviced under the Agreement.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as such may be amended  from time to time,  and  subject to such  clarification  and interpretation as have been provided by the Commission in the adopting release  (Asset-Backed  Securities,
Securities  Act Release No.  33-8518,  70 Fed.  Reg.  1,506,  1,531 (Jan. 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Securitization  Transaction:  Any  transaction  subject to Regulation  AB involving  either (1) a sale or other  transfer of some or all of the Mortgage  Loans  directly or indirectly to an issuing entity in connection with an issuance of publicly  offered,  rated or unrated  mortgage-backed  securities or (2)
an  issuance  of publicly  offered,  rated or unrated  securities,  the  payments on which are  determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Servicer:  As defined in Section 2(c)(iii).

         Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of  Regulation  AB, as such may be amended from time to time.

         Static Pool Information:  Static pool information as described in Item 1105 of Regulation AB.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation  AB;  provided,  however,  that the term  "Subservicer"  shall not include any master  servicer other than the  Company,  or any special  servicer  engaged at the request of a  Depositor,  Purchaser  or investor in a  Securitization  Transaction,  nor any "back-up  servicer" or trustee  performing  servicing functions on behalf of a Securitization  Transaction engaged at the request of a Depositor,  Purchaser, or investor in a Securitization Transaction.

         Third-Party  Originator:  Each  Person,  other than a Qualified  Correspondent,  that  originated
Mortgage Loans acquired by the Company.

         Whole Loan  Transfer:  Any sale or transfer of some or all of the  Mortgage  Loans,  other than a
Securitization Transaction.

2.       The Purchaser and the Company agree that the Existing  Agreement is hereby  amended by adding the following provisions:

         (a)      Intent of the Parties; Reasonableness.

         The  Purchaser  and the  Company  acknowledge  and agree  that the  purpose  of Article 2 of this
Agreement  is to  facilitate  compliance  by the  Purchaser  and any  Depositor  with  the  provisions  of
Regulation  AB and  related  rules and  regulations  of the  Commission.  Neither  the  Purchaser  nor any
Depositor  shall exercise its right to request  delivery of information or other  performance  under these provisions  other than in good faith,  or for purposes other than  compliance with the Securities Act, the
Exchange  Act and the rules and  regulations  of the  Commission  thereunder.  Although  Regulation  AB is applicable  by its terms only to  offerings  of  asset-backed  securities  that are  registered  under the
Securities Act, the parties  acknowledges that investors in privately offered  securities may require that the Purchaser or any  Depositor  provide  comparable  disclosure in  unregistered  offerings.  The parties agree over time to negotiate  in good faith with respect to the  provision  of  comparable  disclosure  in private  offerings.  The Company  acknowledges that  interpretations  of the requirements of Regulation AB may change over time,  whether due to interpretive  guidance  provided by the Commission or its staff. The
Company  agrees to  negotiate  in good  faith  with the  Purchaser  or any  Depositor  with  regard to any reasonable  requests  for  delivery  of  information  under  these  provisions  on the  basis of  evolving interpretations  of Regulation AB. In connection with any  Securitization  Transaction,  the Company shall cooperate  fully with the  Purchaser  to deliver  to the  Purchaser  (including  any of its  assignees  or designees) and any  Depositor,  any and all  statements,  reports,  certifications,  records and any other information  necessary  to permit  the  Purchaser  or such  Depositor  to comply  with the  provisions  of
Regulation  AB,  together  with  such  disclosures  relating  to the  Company,  and any  parties  or items identified in writing by the Purchaser,  including,  any Subservicer,  any Third-Party  Originator and the
Mortgage Loans, or the servicing of the Mortgage Loans  necessary in order to effect such  compliance,  in the Purchaser's or Depositor's reasonable determination.

         The Purchaser  agrees that it will cooperate  with the Company and provide  sufficient and timely notice of any information  requirements  pertaining to a  Securitization  Transaction.  The Purchaser will make all reasonable  efforts to limit requests for  information,  reports or any other  materials to items the Purchaser  reasonably  believes is required for compliance  with  Regulation AB, and shall not request information which is not required for such compliance.

         (b)      Additional Representations and Warranties of the Company.

                  (i)      The  Company  shall  be  deemed  to  represent  to  the  Purchaser  and  to any
         Depositor,  as of the date on  which  information  is  first  provided  to the  Purchaser  or any
         Depositor  under  Section  2(c) that,  except as  disclosed  in writing to the  Purchaser or such
         Depositor  prior to such date:  (i) the  Company is not aware and has not  received  notice  that any default,  early  amortization or other  performance  triggering  event has occurred as to any other  securitization  due to any act or failure to act of the Company;  (ii) the Company has not been  terminated  as servicer in a  residential  mortgage  loan  securitization,  either due to a servicing  default  or to  application  of a  servicing  performance  test or  trigger;  (iii) no
         material   noncompliance   with  the  applicable   servicing   criteria  with  respect  to  other
         securitizations  of  residential  mortgage  loans  involving  the  Company as  servicer  has been disclosed  or reported by the  Company;  (iv) no material  changes to the  Company's  policies or procedures  with respect to the servicing  function it will perform under this  Agreement and any
         Reconstitution  Agreement  for  mortgage  loans of a type  similar  to the  Mortgage  Loans  have
         occurred  during  the  three-year  period  immediately   preceding  the  related   Securitization
         Transaction;  (v) there are no aspects of the  Company's  financial  condition  that could have a material  adverse  effect on the  performance by the Company of its servicing  obligations  under
         this  Agreement  or  any  Reconstitution   Agreement;   (vi)  there  are  no  material  legal  or
         governmental  proceedings  pending  (or  known  to be  contemplated)  against  the  Company,  any
         Subservicer or any Third-Party  Originator;  and (vii) there are no  affiliations,  relationships or  transactions  relating to the Company,  any  Subservicer or any  Third-Party  Originator with respect  to any  Securitization  Transaction  and any party  thereto  identified  by the  related
         Depositor of a type described in Item 1119 of Regulation AB.

                  (ii)     If so requested by the  Purchaser or any  Depositor on any date  following  the date on which  information  is first  provided to the  Purchaser or any  Depositor  under Section
         2(c),  the Company shall,  within five Business Days  following such request,  confirm in writing the accuracy of the  representations  and  warranties  set forth in paragraph (i) of this Section or, if any such  representation  and  warranty is not  accurate  as of the date of such  request, provide  reasonably  adequate  disclosure of the pertinent  facts, in writing,  to the requesting party.

         (c)      Information to Be Provided by the Company.

         In  connection  with any  Securitization  Transaction  the Company shall (1) within five Business
Days  following  request by the Purchaser or any  Depositor,  provide to the Purchaser and such  Depositor
(or, as  applicable,  cause each  Third-Party  Originator  and each  Subservicer  to provide),  in writing reasonably  required for  compliance  with  Regulation  AB, the  information  and  materials  specified in paragraphs  (i), (ii),  (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable  following notice to or  discovery  by the  Company,  provide to the  Purchaser  and any  Depositor  (as  required by
Regulation AB) the information specified in paragraph (iv) of this Section.

                  (i)      If so requested by the  Purchaser or any  Depositor,  the Company shall provide such  information  regarding (x) the Company,  as originator of the Mortgage Loans  (including as an  acquirer  of  Mortgage  Loans  from a  Qualified  Correspondent,  if  applicable),  or (y) as applicable,  each  Third-Party  Originator,  and  (z)  as  applicable,  each  Subservicer,  as is requested for the purpose of  compliance  with Items  1103(a)(1),  1105 (subject to paragraph (b)
         below), 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

                           (A)      the originator's form of organization;

                           (B)      to the extent material, a description of the originator's  origination program  and how long  the  originator  has  been  engaged  in  originating  residential mortgage  loans,  which  description  shall  include a  discussion  of the  originator's experience in  originating  mortgage loans of a similar type as the Mortgage  Loans;  if
                  material,   information   regarding  the  size  and  composition  of  the   originator's
                  origination  portfolio;  and  information  that may be  material  to an  analysis of the performance  of the  Mortgage  Loans,  including  the  originators'  credit-granting  or underwriting  criteria for mortgage  loans of similar  type(s) as the Mortgage Loans and such other  information  as the Purchaser or any Depositor  may  reasonably  request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                           (C)      a brief description of any material legal or governmental  proceedings pending (or known to be contemplated by a governmental  authority)  against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

                           (D)      a description of any affiliation or relationship  between the Company, each Third-Party  Originator,  if applicable,  each Subservicer and any of the following parties to a Securitization  Transaction,  as such parties are identified to the Company by  the  Purchaser  or  any  Depositor  in  writing  or in  the  related  Reconstitution
                  Agreement within five Business Days in advance of such Securitization Transaction:

                                    (1)     the sponsor;
                                    (2)     the depositor;
                                    (3)     the issuing entity;
                                    (4)     any servicer;
                                    (5)     any trustee;
                                    (6)     any originator;
                                    (7)     any significant obligor;
                                    (8)     any enhancement or support provider; and
                                    (9)     any other material transaction party.

                  (ii)     If so requested by the Purchaser or any  Depositor,  and required by Regulation
         AB or as otherwise agreed upon by the Company,  the Purchaser  and/or the Depositor,  the Company
         shall provide (or, as  applicable,  cause each  Third-Party  Originator  to provide)  Static Pool
         Information  with respect to the mortgage  loans (of a similar  type as the  Mortgage  Loans,  as reasonably  identified by the Purchaser as provided below) originated by (a) the Company,  if the
         Company is an originator  of Mortgage  Loans  (including as an acquirer of Mortgage  Loans from a
         Qualified   Correspondent,   if  applicable),   and/or  (b)  as  applicable,   each   Third-Party
         Originator.  Such Static Pool  Information  shall be prepared by the Company (or, if  applicable, the Third-Party  Originator) on the basis of its  reasonable,  good faith  interpretation  of the requirements  of Item  1105(a)(1)-(3)  of  Regulation  AB. To the extent that there is reasonably available to the Company (or  Third-Party  Originator,  as  applicable)  Static Pool  Information with  respect to more than one  mortgage  loan type,  the  Purchaser  or any  Depositor  shall be entitled to specify whether some or all of such  information  shall be provided  pursuant to this paragraph.  The content of such Static Pool Information may be in the form  customarily  provided by the  Company,  and need not be  customized  for the  Purchaser or any  Depositor.  Such Static
         Pool  Information for each vintage  origination  year or prior  securitized  pool, as applicable, shall  be  presented  in  increments  no less  frequently  than  quarterly  over  the life of the mortgage  loans  included in the vintage  origination  year or prior  securitized  pool. The most recent  periodic  increment  must be as of a date no later than 135 days prior to the date of the prospectus or other offering  document in which the Static Pool  Information is to be included or incorporated  by  reference.  The Static Pool  Information  shall be  provided  in an  electronic format  that  provides  a  permanent  record  of the  information  provided,  such as a  portable document format (pdf) file, or other such electronic format.

                  Promptly  following  notice or discovery of a material error (as determined in Company's sole  discretion),  in Static Pool  Information  provided  pursuant to the immediately  preceding paragraph  (including  an  omission  to  include  therein  information  required  to be  provided pursuant to such paragraph),  the Company shall provide  corrected Static Pool Information to the
         Purchaser or any Depositor,  as applicable,  in the same format in which Static Pool  Information was previously provided to such party by the Company.

                  If so requested by the  Purchaser or any  Depositor,  the Company  shall provide (or, as applicable,  cause each  Third-Party  Originator  to provide),  at the expense of the  requesting party (to the extent of any additional  incremental  expense associated with delivery pursuant to this Agreement),  agreed-upon  procedures letters of certified public  accountants  pertaining to
         Static Pool Information  relating to prior  securitized  pools for  securitizations  closed on or after  January 1, 2006 or, in the case of Static Pool  Information  with respect to the Company's or, if  applicable,  Third-Party  Originator's  originations  or  purchases,  to calendar  months commencing  January 1, 2006, as the Purchaser or such Depositor shall  reasonably  request.  Such statements  and  letters  shall be  addressed  to and be for the  benefit of such  parties as the
         Purchaser  or such  Depositor  shall  designate,  which  shall be  limited  to any  Sponsor,  any
         Depositor,  any broker dealer acting as underwriter,  placement  agent or initial  purchaser with respect to a  Securitization  Transaction or any other party that is reasonably  and  customarily entitled  to receive  such  statements  and  letters in a  Securitization  Transaction.  Any such statement or letter may take the form of a standard,  generally  applicable document  accompanied by a reliance letter authorizing  reliance by the addressees  designated by the Purchaser or such
         Depositor.

                  (iii)    If reasonably  requested by the Purchaser or any  Depositor,  the Company shall provide such  information  regarding  the Company,  as servicer of the Mortgage  Loans,  and each
         Subservicer  (each of the  Company  and each  Subservicer,  for  purposes  of this  paragraph,  a
         "Servicer"),  as is  reasonably  requested  for the  purpose  of  compliance  with  Item  1108 of
         Regulation AB.  Such information shall include, at a minimum:

                           (A)      the Servicer's form of organization;

                           (B)      a description of how long the Servicer has been servicing  residential mortgage loans; a general  discussion of the Servicer's  experience in servicing  assets of any type as well as a more detailed  discussion of the Servicer's  experience in, and procedures  for, the  servicing  function it will perform  under this  Agreement and any
                  Reconstitution  Agreements;  information  regarding the size,  composition and growth of the  Servicer's  portfolio  of  residential  mortgage  loans  of a type  similar  to the
                  Mortgage  Loans  and  information  on  factors  related  to  the  Servicer  that  may be material,  in the reasonable  determination  of the Purchaser or any  Depositor,  to any
                  analysis  of  the  servicing  of  the  Mortgage   Loans  or  the  related   asset-backed
                  securities, as applicable, including, without limitation:

                                    (1)     whether  any  prior  securitizations  of  mortgage  loans of a type similar to the Mortgage  Loans  involving the Servicer  have  defaulted or experienced  an  early  amortization  or  other  performance  triggering  event because of servicing  during the three-year  period  immediately  preceding the related Securitization Transaction;
                                    (2)     the extent of outsourcing the Servicer utilizes;
                                    (3)     whether  there  has  been  previous   disclosure  of  material
                           noncompliance  with the  applicable  servicing  criteria  with respect to other securitizations  of  residential  mortgage  loans  involving  the Servicer as a servicer  during  the  three-year  period  immediately  preceding  the  related
                           Securitization Transaction;
                                    (4)     whether  the  Servicer  has been  terminated  as servicer in a residential mortgage loan securitization,  either due to a servicing default or to application of a servicing performance test or trigger; and
                                    (5)     such other  information  as the Purchaser or any Depositor may reasonably  request  for the  purpose of  compliance  with Item  1108(b)(2)  of
                           Regulation AB;

                           (C)      a description of any material  changes  during the  three-year  period
                  immediately  preceding  the  related   Securitization   Transaction  to  the  Servicer's
                  policies or  procedures  with respect to the  servicing  function it will perform  under this  Agreement and any  Reconstitution  Agreements for mortgage loans of a type similar to the Mortgage Loans;

                           (D)      information  regarding  the  Servicer's  financial  condition,  to the extent that there is a material  risk that an adverse  financial  event or  circumstance involving the Servicer could have a material  adverse  effect on the  performance by the
                  Company  of its  servicing  obligations  under  this  Agreement  or  any  Reconstitution
                  Agreement;

                           (E)      information  regarding  advances  made by the Servicer on the Mortgage
                  Loans and the Servicer's overall servicing  portfolio of residential  mortgage loans for the three-year  period  immediately  preceding the related  Securitization  Transaction, which may be limited to a  statement  by an  authorized  officer of the  Servicer to the effect  that the  Servicer  has made all  advances  required  to be made on  residential mortgage  loans serviced by it during such period,  or, if such  statement  would not be accurate,  information  regarding  the  percentage  and  type of  advances  not  made as required, and the reasons for such failure to advance;

                           (F)      a description of the Servicer's  processes and procedures  designed to address any special or unique factors  involved in servicing  loans of a similar type as the Mortgage Loans;

                           (G)      a description of the Servicer's processes for handling  delinquencies,
                  losses,   bankruptcies  and  recoveries,   such  as  through  liquidation  of  mortgaged
                  properties, sale of defaulted mortgage loans or workouts; and

                           (H)      information   as  to  how   the   Servicer   defines   or   determines
                  delinquencies  and  charge-offs,  including  the effect of any grace  period,  re-aging, restructuring,  partial payments  considered  current or other practices with respect to delinquency and loss experience.

                  (iv)     For the purpose of satisfying its reporting  obligation  under the Exchange Act with  respect to any class of  asset-backed  securities,  the Company  shall (or shall cause each
         Subservicer  and, if  applicable,  any  Third-Party  Originator to) (a) provide notice within two
         (2) Business Days to the Purchaser,  any Master  Servicer and any Depositor in writing of (1) any merger,  consolidation  or  sale of  substantially  all of the  assets  of the  Company,  (2) the
         Company's  entry into an agreement with a Subservicer to perform or assist in the  performance of any of the  Company's  obligations  under the  Agreement  or any  Reconstitution  Agreement  that qualifies  as an "entry into a material  definitive  agreement"  under Item 1.01 of the form 8-K, and (b) provide  prompt  notice to the  Purchaser,  the Master  Servicer and the Depositor of (1)
         any Event of Default  under the terms of the  Agreement  or any  Reconstitution  Agreement to the
         extent  not  known  by such  Purchaser,  Master  Servicer  or  Depositor,  and  (2) any  material litigation or  governmental  proceedings  involving  the Company,  any  Subservicer  or any Third
         Party Originator.

                  (v)      To  the  extent  the  Purchaser  or any  Depositor  does  not  itself  have  an affiliation  or  relationship  required to be  disclosed  under Item 1119 of  Regulation  AB that develops  following the closing date of a Securitization  Transaction,  the Company shall provide to the  Purchaser  and any  Depositor  a  description  of any such  affiliation  or  relationship involving the Company,  any Subservicer or any  Third-Party  Originator no later than 15 calendar days  prior to the  date the  Depositor  is  required  to file  its  Form  10-K  disclosing  such affiliation or  relationship.  For purposes of the  foregoing,  the Company (1) shall be entitled to  assume  that  the  parties  to the  Securitization  Transaction  with  whom  affiliations  or relations  must be  disclosed  are the  same as on the  closing  date if it  provides  a  written request (which may be by e-mail) to the Depositor or Master Servicer,  as applicable,  requesting such  confirmation and either obtains such  confirmation or receives no response within three (3)
         Business  Days, (2) shall not be obligated to disclose any  affiliations  or  relationships  that may  develop  after the  closing  date for the  Securitization  Transaction  with any parties not identified to the Company  pursuant to clause (D) of paragraph (i) of this Section 2(c),  and (3)
         shall be entitled to rely upon any written  identification  of parties provided by the Depositor, the Purchaser or any master servicer.

                  (v)      As a condition to the succession to the Company or any  Subservicer as servicer or subservicer  under this Agreement or any applicable  Reconstitution  Agreement related thereto by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or
         (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company shall provide to the  Purchaser,  any Master  Servicer,  and any  Depositor,  at least 15 calendar days prior to the  effective  date of such  succession  or  appointment,  (x)  written  notice  to the
         Purchaser  and  any  Depositor  of  such  succession  or  appointment  and  (y) in  writing,  all information  reasonably  requested by the  Purchaser or any Depositor in order to comply with its reporting  obligation  under  Item 6.02 of Form 8-K with  respect  to any  class of  asset-backed securities.

                  (vi)     Not  later  than  ten  days  prior  to  the  deadline  for  the  filing  of any distribution  report on Form 10-D in respect of any Securitization  Transaction that includes any of the Mortgage Loans serviced by the Company,  the Company shall,  to the extent the Company has knowledge,  provide to the party  responsible for filing such report  (including,  if applicable, the Master  Servicer)  notice of the  occurrence  of any of the  following  events along with all information,  data,  and  materials  related  thereto as may be  required  to be  included in the related  distribution  report on Form 10-D (as  specified  in the  provisions  of  Regulation  AB referenced below):

                           (a)      any material  modifications,  extensions  or waivers of Mortgage  Loan terms,  fees,  penalties  or  payments  during  the  distribution  period  or that  have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (b)      material  breaches of Mortgage Loan  representations  or warranties or
                  transaction   covenants   under  the  Existing   Agreement,   as  amended  herein  (Item
                  1121(a)(12) of Regulation AB): and

                           (c)      information  regarding any Mortgage Loan changes (such as,  additions, substitutions  or repurchases)  and any material  changes in origination,  underwriting, or other  criteria for  acquisition  or selection  of pool assets (Item  1121(a)(14)  of
                  Regulation AB).

                  (vii)    In addition to such  information as the Company,  as servicer,  is obligated to provide  pursuant  to  other  provisions  of  this  Agreement,  if  reasonably  requested  by the
         Purchaser or any  Depositor,  the Company  shall provide such  information  which is available to the  Company,  regarding  the  servicing  of the  Mortgage  Loans as is  reasonably  required  to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

         (d)      Servicer Compliance Statement.

         On or before March 5 of each  calendar  year,  commencing  in 2007,  the Company shall deliver to the Purchaser and any  Depositor a statement of compliance  addressed to the Purchaser and such  Depositor and signed by an  authorized  officer of the  Company,  to the effect  that (i) a review of the  Company's servicing  activities during the immediately  preceding  calendar year (or applicable portion thereof) and of its  performance  under the servicing  provisions of this Agreement and any  applicable  Reconstitution
Agreement  during  such  period has been made under such  officer's  supervision,  and (ii) to the best of such  officers'  knowledge,  based  on  such  review,  the  Company  has  fulfilled  all of its  servicing obligations  under this Agreement and any  applicable  Reconstitution  Agreement in all material  respects throughout such calendar year (or applicable  portion  thereof) or, if there has been a failure to fulfill any such  obligation in any material  respect,  specifically  identifying  each such failure known to such officer and the nature and the status thereof.

         (e)      Report on Assessment of Compliance and Attestation.

                  (i)      On or before March 5 of each calendar  year,  commencing  in 2007,  the Company shall:

                           (A)      deliver to the  Purchaser  and any  Depositor a report  regarding  the
                  Company's  assessment of compliance  with the Servicing  Criteria during the immediately preceding  calendar  year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of  Regulation  AB. Such report shall be addressed  to the  Purchaser  and such  Depositor  and signed by an authorized  officer of the Company,  and shall address each of the applicable  Servicing  Criteria  specified on a certification  substantially in the form of Exhibit A hereto  (wherein  "investor"  shall  mean the Master  Servicer)
                  delivered to the Purchaser concurrently with the execution of this Agreement;

                           (B)      deliver to the  Purchaser  and any  Depositor a report of a registered public  accounting  firm that attests to, and reports on, the  assessment  of compliance
                  made  by  the  Company  and  delivered  pursuant  to  the  preceding   paragraph.   Such
                  attestation  shall be in accordance with Rules  1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                           (C)      if  required  by  Regulation  AB,  cause  each  Subservicer  and  each
                  Subcontractor   determined   by  the  Company   pursuant  to  Section   2(f)(ii)  to  be
                  "participating in the servicing  function" within the meaning of Item 1122 of Regulation
                  AB (each, a  "Participating  Entity"),  to deliver to the Purchaser and any Depositor an
                  assessment  of  compliance  and  accountants'   attestation  as  and  when  provided  in
                  paragraphs (A) and (B) of this Section 2(e)(i); and

                           (D)      deliver or, if required by Regulation AB, cause each  Subservicer  and
                  Subcontractor  described  in  Section  2(e)(i)(C)  above to  deliver  to the  Purchaser,
                  Depositor or any other  Person that will be  responsible  for signing the  certification
                  (a  "Sarbanes  Certification")  required  by Rules  13a-14(d)  and  15d-14(d)  under the
                  Exchange Act  (pursuant to Section 302 of the  Sarbanes-Oxley  Act of 2002) on behalf of an asset-backed  issuer with respect to a  Securitization  Transaction a  certification, signed  by the  appropriate  officer  of the  Company,  in the form  attached  hereto as
                  Exhibit B;  provided that such  certification  delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

         The  Company  acknowledges  that the  party  identified  in clause  (i)(D)  above may rely on the certification  provided by the Company  pursuant  to such clause in signing a Sarbanes  Certification  and filing such with the  Commission.  Neither the  Purchaser  nor any  Depositor  will  request  deliver of a certification  under  clause (D) above  unless the  Purchaser,  Depositor  or any other Person is required under the  Exchange  Act to file an annual  report on Form 10-K with  respect to an issuing  entity  whose asset pool includes Mortgage Loans.

                  (ii)     Each  assessment  of compliance  provided by a Subservicer  pursuant to Section
         2(e)(i)(A) shall address each of the applicable  Servicing  Criteria specified on a certification substantially  in the form of Exhibit A hereto delivered to the Purchaser  concurrently  with the execution of this Agreement or, in the case of a Subservicer  subsequently  appointed as such, on or  prior  to  the  date  of  such  appointment.  An  assessment  of  compliance  provided  by  a
         Participating  Entity  pursuant  to Section  2(e)(i)(C)  need not  address  any  elements  of the
         Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

                  (iii)    If reasonably  requested by the Purchaser or any  Depositor,  the Company shall provide to the Purchaser,  any Master  Servicer or any Depositor,  evidence of the  authorization of the person  signing any  certification  or statement  pursuant to Section 2(d) or 2(e) of this
         Agreement.

         (f)      Use of Subservicers and Subcontractors.

         The Company shall not hire or otherwise  utilize the services of any  Subservicer  to fulfill any of the  obligations  of the  Company  as  servicer  under this  Agreement  or any  related  Reconstitution
Agreement  unless the Company  complies with the provisions of paragraph (i) of this  Subsection  (f). The
Company shall not hire or otherwise  utilize the services of any  Subcontractor,  and shall not permit any
Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to fulfill  any of the obligations  of the Company as servicer  under this  Agreement  or any  related  Reconstitution  Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

                  (i)      It shall not be necessary  for the Company to seek the consent of the Purchaser or any  Depositor  to the  utilization  of any  Subservicer.  If required by  Regulation  AB, the
         Company shall cause any Subservicer  used by the Company (or by any  Subservicer) for the benefit of the  Purchaser  and any  Depositor  to comply  with the  provisions  of this  Section and with
         Sections  2(b),  2(c)(iii),  2(c)(v),  2(d),  and 2(e) of this  Agreement  , and to  provide  the
         information   required  with  respect  to  such  Subservicer   under  Section  2(c)(iv)  of  this
         Agreement.  The Company shall be responsible  for obtaining from each  Subservicer and delivering to the Purchaser and any Depositor  any servicer  compliance  statement  required to be delivered by such  Subservicer  under Section 2(d), any assessment of compliance and  attestation  required to be delivered by such  Subservicer  under  Section  2(e) and any  certification  required to be delivered to the Person that will be  responsible  for signing the Sarbanes  Certification  under
         Section 2(e) as and when required to be delivered.

                  (ii)     It shall not be necessary  for the Company to seek the consent of the Purchaser or any Depositor to the  utilization  of any  Subcontractor.  If required by  Regulation  AB, the
         Company shall  promptly upon request  provide to the Purchaser and any Depositor (or any designee of the  Depositor,  such as a master  servicer or  administrator)  a written  description  of the role and function of each  Subcontractor  utilized by the Company or any Subservicer,  specifying
         (A) the  identity  of each such  Subcontractor,  (B) which  (if any) of such  Subcontractors  are
         Participating  Entities,  and (C) which  elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each  Participating  Entity identified  pursuant to clause
         (B) of this paragraph.

         The  Company  shall  cause  any  such  Participating  Entity  used  by  the  Company  (or  by any
Subservicer)  for the benefit of the Purchaser and any Depositor to comply with the  provisions of Section
2(e) of this  Agreement.  The Company shall be responsible  for obtaining from each  Participating  Entity and  delivering  to the Purchaser and any Depositor  any  assessment  of compliance  and  attestation  and certificate  required to be delivered by such  Participating  Entity under  Section  2(e), in each case as and when required to be delivered.

         (g)      Indemnification; Remedies.

                  (i)      The Company shall  indemnify  the  Purchaser and each of the following  parties participating  in a  Securitization  Transaction:  each sponsor and issuing  entity;  each Person responsible  for the execution or filing of any report  required to be filed with the  Commission with respect to such  Securitization  Transaction,  or for execution of a certification  pursuant to Rule  13a-14(d) or Rule 15d-14(d)  under the Exchange Act with respect to such  Securitization
         Transaction;  each Person who controls  any of such parties  (within the meaning of Section 15 of the Securities  Act and Section 20 of the Exchange  Act);  and the respective  present and former directors,  officers and employees of each of the foregoing and of the Depositor,  and shall hold each of them  harmless  from and against  any losses,  damages,  penalties,  fines,  forfeitures, legal fees and  expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

                           (A)(1)   any untrue  statement  of a material  fact  contained or alleged to be contained in any written  information,  written report,  certification or other material provided under this  Amendment Reg AB by or on behalf of the Company,  or provided under this Amendment Reg AB by or on behalf of any  Subservicer,  Participating  Entity or, if applicable,  Third-Party Originator  (collectively,  the "Company Information"),  or (2)
                  the omission or alleged  omission to state in the Company  Information  a material  fact required  to be stated in the  Company  Information  or  necessary  in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading;  provided, by way of clarification,  that clause (2) of this paragraph shall be  construed  solely  by  reference  to the  Company  Information  and not to any other information  communicated in connection  with a sale or purchase of securities,  without regard to whether the Company  Information or any portion thereof is presented  together with or separately from such other information;

                           (B)      any failure by the Company, any Subservicer,  any Participating Entity
                  or any  Third-Party  Originator  to  deliver  any  information,  report,  certification, accountants'  letter or other  material  when and as required  under this  Amendment Reg
                  AB,  including any failure by the Company to identify  pursuant to Section  2(f)(ii) any
                  Participating Entity; or

                           (C)      any breach by the Company of a  representation  or warranty  set forth in Section 2(b)(i) or in a writing  furnished  pursuant to Section  2(b)(ii) and made as of a date prior to the closing date of the related  Securitization  Transaction,  to the extent  that  such  breach  is not  cured by such  closing  date,  or any  breach by the
                  Company of a  representation  or  warranty  in a writing  furnished  pursuant to Section
                  2(b)(ii) to the extent made as of a date subsequent to such closing date.

         In the case of any  failure  of  performance  described  in clause  (i)(B) of this  Section,  the
Company  shall  promptly  reimburse  the  Purchaser,  any  Depositor,  as  applicable,   and  each  Person
responsible  for the  execution  or filing of any report  required  to be filed with the  Commission  with respect  to  such  Securitization  Transaction,  or for  execution  of a  certification  pursuant  to Rule
13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such  Securitization  Transaction,  for all  costs  reasonably  incurred  by  each  such  party  in  order  to  obtain  the  information,  report, certification,  accountants'  letter or other  material  not  delivered  as required by the  Company,  any
Subservicer, any Participating Entity or any Third-Party Originator.

                  (ii)     (A)      Any failure by the Company, any Subservicer,  any Participating Entity
         or any Third-Party  Originator to deliver any information,  report,  certification,  accountants'
         letter or other  material  when and as required  under this  Amendment  Reg AB , which  continues unremedied for three  Business Days after receipt by the Company and the applicable  Subservicer,
         Subcontractor,  or  Third-Party  Originator of written  notice of such failure from the Purchaser or Depositor  shall,  except as provided in clause (B) of this paragraph,  constitute an Event of
         Default  with  respect to the Company  under this  Agreement  and any  applicable  Reconstitution
         Agreement,  and shall entitle the Purchaser or Depositor,  as applicable,  in its sole discretion to terminate the rights and  obligations of the Company as servicer  under this Agreement  and/or
         any  applicable   Reconstitution  Agreement  related  thereto  without  payment  (notwithstanding anything in this  Agreement or any applicable  Reconstitution  Agreement  related  thereto to the contrary)  of any  compensation  to the  Company  (and if the  Company  is  servicing  any of the
         Mortgage  Loans  in  a  Securitization  Transaction,  appoint  a  successor  servicer  reasonably acceptable to any Master Servicer for such Securitization  Transaction);  provided, however it is understood  that the  Company  shall  retain any rights  pursuant  to which it may be entitled to receive  reimbursement  for  unreimbursed  Monthly  Advances and  Servicing  Advances made by the
         Company under this Agreement  and/or any  applicable  Reconstitution  Agreement.  Notwithstanding anything to the contrary set forth  herein,  to the extent that any  provision of this  Agreement and/or any applicable  Reconstitution  Agreement  expressly  provides for the survival of certain rights or obligations following  termination of the Company as servicer,  such provision shall be given effect.

                           (B)      Any  failure by the  Company,  any  Subservicer  or any  Participating
                  Entity  to  deliver  any  information,  report,  certification  or  accountants'  letter required  under  Regulation  AB  when  and as  required  under  Section  2(d)  or  2(e), including  any  failure  by the  Company  to  identify  a  Participating  Entity,  which continues  unremedied  for ten calendar  days after the date on which such  information, report,  certification  or  accountants'  letter  was  required  to be  delivered  shall constitute  an Event of Default with  respect to the Company  under this  Agreement  and any applicable  Reconstitution  Agreement, and shall entitle the Purchaser or Depositor, as  applicable,  in its sole  discretion to terminate the rights and  obligations of the
                  Company  as  servicer  under  this  Agreement   and/or  any  applicable   Reconstitution
                  Agreement without payment  (notwithstanding  anything in this Agreement to the contrary)
                  of any  compensation  to the  Company;  provided,  however  it is  understood  that  the
                  Company  shall  retain  any  rights  pursuant  to which it may be  entitled  to  receive reimbursement  for  unreimbursed  Monthly  Advances and  Servicing  Advances made by the
                  Company  under  this   Agreement   and/or  any  applicable   Reconstitution   Agreement.
                  Notwithstanding  anything  to the  contrary  set forth  herein,  to the extent  that any provision of this Agreement  and/or any applicable  Reconstitution  Agreement  expressly provides for the survival of certain  rights or  obligations  following  termination  of the Company as servicer, such provision shall be given effect.

                           (C)      The Company  shall  promptly  reimburse the Purchaser (or any affected
                  designee  of  the  Purchaser,   such  as  a  master  servicer)  and  any  Depositor,  as
                  applicable,  for all  reasonable  expenses  incurred by the Purchaser (or such designee)
                  or such  Depositor as such are  incurred,  in  connection  with the  termination  of the
                  Company as servicer and the  transfer of servicing of the Mortgage  Loans to a successor servicer.  The  provisions  of this  paragraph  shall  not  limit  whatever  rights  the
                  Company,  the  Purchaser  or any  Depositor  may have  under  other  provisions  of this
                  Agreement  and/or any  applicable  Reconstitution  Agreement  or  otherwise,  whether in equity or at law,  such as an action for damages,  specific  performance  or  injunctive relief.

                  (iii)    The  Purchaser  agrees  to  indemnify  and  hold  harmless  the  Company,   any
         Subservicer,  any Participating  Entity,  and, if applicable,  any Third-Party  Originator,  each
         Person who controls any of such parties  (within the meaning of Section 15 of the  Securities Act and Section 20 of the Exchange Act), and the respective  present and former  directors,  officers and employees of each of the foregoing from and against any losses,  damages,  penalties,  fines, forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses  that any of them may sustain  arising out of or based upon any untrue  statement or alleged untrue  statement of any material fact  contained in any filing with the Commission  with respect to a  Securitization  Transaction  or the  omission  or alleged  omission to state in any filing  with the  Commission  with  respect  to a  Securitization  Transaction  a  material  fact required to be stated or necessary to be stated in order to make the statements  therein,  in the light of the  circumstances  under  which they were  made,  not  misleading,  in each case to the extent, but only to the extent, that such untrue statement,  alleged untrue statement,  omission, or alleged  omission  relates to any filing with the Commission with respect to a  Securitization
         Transaction other than the Company Information.

                  (iv)     If the  indemnification  provided for herein is unavailable or  insufficient to hold  harmless  the  indemnified  party,  then  the  indemnifying  party  agrees  that  it  shall contribute  to the amount  paid or payable by such  indemnified  party as a result of any claims, losses,  damages  or  liabilities  uncured by such  indemnified  party in such  proportion  as is appropriate  to reflect  the  relative  fault of such  indemnified  party on the one hand and the indemnifying party on the other.

                  (v)      This indemnification  shall survive the termination of this Amendment Reg AB or the termination of any party to this Amendment Reg AB.

3.       Notwithstanding  any other  provision  of this  Amendment  Reg AB,  the  Company  shall seek the consent of the Purchaser  for the  utilization  of all  Subservicers  and  Participating  Entities,  when required by and in accordance with the terms of the Existing Agreement.

4.       The Existing  Agreement is hereby  amended by adding the Exhibits  attached  hereto as Exhibit A and Exhibit B to the end thereto.  References in this  Amendment  Reg AB to "this  Agreement" or words of similar import (including  indirect  references to the Agreement) shall be deemed to be references to the
Existing  Agreement as amended by this  Amendment  Reg AB.  Except as  expressly  amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain,  in full force and effect in accordance  with its  terms.  In the event of a  conflict  between  this  Amendment  Reg AB and any other document or agreement,  including without limitation the Existing Agreement,  this Amendment Reg AB shall control.

5.       All notification pursuant to Section 2(c)(iv) should be sent to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                  With a copy to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New, York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  All notification pursuant to Section 2(c)(iv)(4) should be sent to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  With copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New, York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

         All  notifications to any Master Servicer,  to the extent such "Master  Servicer" is Wells Fargo, should be sent to:

                  UPS/FedEx Delivery:

                  9062 Old Annapolis Road
                  Columbia, MD  21045
                  Attention: Corporate Trust Group, [Insert Deal Name]

                  USPS Delivery:

                  P.O. Box 98
                  Columbia, MD  21046
                  Attention: Corporate Trust Group, [Insert Deal Name]

6.       This  Amendment  Reg AB shall be governed by and  construed  in  accordance  with the laws of the
State of New York without  reference to its conflict of laws provisions  (other than Section 5-1401 of the
General  Obligation  Law),  and the  obligations,  rights and remedies of the parties  hereunder  shall be determined accordance with such laws.

7.                                               This Amendment Reg AB may be executed in one or more
counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.  This Amendment Reg AB will become effective as of the date first mentioned above.  This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

                                         [Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION

                                                     Purchaser

                                                     By:_____________________________________________________
                                                     Name:___________________________________________________
                                                     Title:__________________________________________________

                                                     COUNTRYWIDE HOME LOANS, INC.
                                                     Company
                                                     By:_____________________________________________________
                                                     Name:___________________________________________________
                                                     Title:__________________________________________________

                                                EXHIBIT A

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment  of  compliance  to be delivered by [the  Company]  [Name of  Subservicer]  shall address, at a minimum, the applicable criteria identified below as "Applicable Servicing Criteria":

------------------------------------------------------------------------------------------ ----------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
-------------------- --------------------------------------------------------------------- ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                                       General Servicing Considerations
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(1)(i)        Policies and procedures  are  instituted to monitor any  performance            X
                     or other  triggers  and  events of default  in  accordance  with the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(1)(ii)       If  any  material  servicing  activities  are  outsourced  to  third            X
                     parties,  policies  and  procedures  are  instituted  to monitor the
                     third  party's   performance  and  compliance  with  such  servicing
                     activities.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(1)(iii)      Any  requirements  in  the  transaction  agreements  to  maintain  a back-up servicer for the mortgage loans are maintained.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions  policy is in effect on the            X
                     party   participating  in  the  servicing  function  throughout  the
                     reporting  period  in  the  amount  of  coverage   required  by  and
                     otherwise  in   accordance   with  the  terms  of  the   transaction
                     agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                                      Cash Collection and Administration
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(i)        Payments  on  mortgage  loans  are  deposited  into the  appropriate            X
                     custodial  bank accounts and related bank clearing  accounts no more than two business days  following  receipt,  or such other number of days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(ii)       Disbursements  made via wire  transfer on behalf of an obligor or to            X
                     an investor are made only by authorized personnel.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(iii)      Advances of funds or guarantees  regarding  collections,  cash flows            X
                     or  distributions,  and any  interest or other fees charged for such advances,  are made,  reviewed  and  approved  as  specified  in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                     The  related  accounts  for the  transaction,  such as cash  reserve
                     accounts    or    accounts     established     as    a    form    of
                     overcollateralization,   are  separately   maintained   (e.g.,  with            X
                     respect  to  commingling  of cash) as set  forth in the  transaction
1122(d)(2)(iv)       agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(v)        Each  custodial   account  is  maintained  at  a  federally  insured            X
                     depository  institution as set forth in the transaction  agreements.
                     For  purposes  of  this  criterion,  "federally  insured  depository institution" with respect to a foreign  financial  institution means a foreign financial  institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(vi)       Unissued  checks  are  safeguarded  so  as to  prevent  unauthorized            X
                     access.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(vii)      Reconciliations   are   prepared   on  a   monthly   basis  for  all            X
                     asset-backed  securities related bank accounts,  including custodial accounts and related bank clearing accounts.  These  reconciliations are (A)  mathematically  accurate;  (B) prepared  within 30 calendar days after the bank  statement  cutoff date, or such other number of days  specified  in the  transaction  agreements;  (C)  reviewed and
                     approved  by  someone   other  than  the  person  who  prepared  the
                     reconciliation;  and (D) contain explanations for reconciling items.
                     These  reconciling  items are  resolved  within 90 calendar  days of
                     their  original  identification,   or  such  other  number  of  days
                     specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                                      Investor Remittances and Reporting
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(3)(i)        Reports  to  investors,   including  those  to  be  filed  with  the            X
                     Commission,  are  maintained  in  accordance  with  the  transaction agreements and  applicable  Commission  requirements.  Specifically, such  reports (A) are prepared in  accordance  with  timeframes  and other  terms set forth in the  transaction  agreements;  (B) provide information  calculated  in accordance  with the terms  specified in the  transaction  agreements;  (C) are filed with the  Commission as
                     required  by  its  rules  and   regulations;   and  (D)  agree  with
                     investors'  or  the  trustee's   records  as  to  the  total  unpaid
                     principal  balance  and number of  mortgage  loans  serviced  by the
                     Servicer.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(3)(ii)       Amounts due to investors  are  allocated  and remitted in accordance            X
                     with timeframes,  distribution priority and other terms set forth in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                     Disbursements  made to an investor  are posted  within two  business
                     days to the  Servicer's  investor  records,  or such other number of            X
1122(d)(3)(iii)      days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                     Amounts  remitted to investors  per the investor  reports agree with
                     cancelled  checks,  or other  form of  payment,  or  custodial  bank            X
1122(d)(3)(iv)       statements.
-------------------- --------------------------------------------------------------------- ----------------------
                                          Pool Asset Administration
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(i)        Collateral  or security on mortgage  loans is maintained as required            X
                     by the transaction agreements or related mortgage loan documents.
-------------------- --------------------------------------------------------------------- ----------------------
                     Mortgage loan and related  documents are  safeguarded as required by            X
1122(d)(4)(ii)       the transaction agreements
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(iii)      Any  additions,  removals  or  substitutions  to the asset  pool are            X
                     made,  reviewed and approved in  accordance  with any  conditions or requirements in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(iv)       Payments  on  mortgage  loans,   including  any  payoffs,   made  in            X
                     accordance  with the related  mortgage loan  documents are posted to the Servicer's  obligor records maintained no more than two business days after  receipt,  or such other number of days  specified in the transaction  agreements,  and  allocated to  principal,  interest or other items (e.g.,  escrow) in accordance with the related  mortgage loan documents.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(v)        The Servicer's  records  regarding the mortgage loans agree with the            X
                     Servicer's  records with respect to an  obligor's  unpaid  principal balance.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(vi)       Changes  with  respect  to  the  terms  or  status  of an  obligor's            X
                     mortgage  loans (e.g.,  loan  modifications  or re-agings) are made, reviewed and approved by  authorized  personnel in  accordance  with the transaction agreements and related pool asset documents.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(vii)      Loss  mitigation  or  recovery  actions  (e.g.,  forbearance  plans,            X
                     modifications  and deeds in lieu of  foreclosure,  foreclosures  and
                     repossessions,   as  applicable)   are   initiated,   conducted  and
                     concluded in accordance  with the  timeframes or other  requirements established by the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(viii)     Records  documenting  collection  efforts are maintained  during the            X
                     period  a  mortgage  loan  is  delinquent  in  accordance  with  the transaction  agreements.  Such records are  maintained on at least a monthly  basis,  or such other period  specified in the  transaction agreements,  and  describe  the entity's  activities  in  monitoring delinquent  mortgage  loans  including,  for  example,  phone calls, letters and payment  rescheduling  plans in cases where  delinquency is deemed temporary (e.g., illness or unemployment).
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(ix)       Adjustments  to interest rates or rates of return for mortgage loans            X
                     with variable rates are computed based on the related  mortgage loan documents.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(x)        Regarding  any funds  held in trust for an  obligor  (such as escrow            X
                     accounts):  (A) such  funds are  analyzed,  in  accordance  with the obligor's  mortgage loan documents,  on at least an annual basis, or such other  period  specified  in the  transaction  agreements;  (B)
                     interest  on such  funds  is  paid,  or  credited,  to  obligors  in accordance with  applicable  mortgage loan documents and state laws;
                     and (C) such funds are  returned to the  obligor  within 30 calendar days of full repayment of the related  mortgage loans, or such other number of days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(xi)       Payments  made on behalf  of an  obligor  (such as tax or  insurance            X
                     payments)  are made on or before the related  penalty or  expiration dates,  as  indicated on the  appropriate  bills or notices for such payments,  provided  that  such  support  has been  received  by the servicer at least 30  calendar  days prior to these  dates,  or such other number of days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(xii)      Any late  payment  penalties  in  connection  with any payment to be            X
                     made on behalf of an obligor are paid from the servicer's  funds and not charged to the  obligor,  unless the late payment was due to the obligor's error or omission.
-------------------- --------------------------------------------------------------------- ----------------------
                     Disbursements  made on behalf of an obligor  are  posted  within two business days to the obligor's  records  maintained by the servicer,
                     or  such  other  number  of  days   specified  in  the   transaction            X
1122(d)(4)(xiii)     agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(xiv)      Delinquencies,    charge-offs   and   uncollectible   accounts   are            X
                     recognized   and  recorded  in  accordance   with  the   transaction
                     agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                     Any  external  enhancement  or  other  support,  identified  in Item
                     1114(a)(1)  through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)       as set forth in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:___________________________________________________

                                                     By:______________________________________________________
                                                     Name:____________________________________________________
                                                     Title:___________________________________________________

                                                EXHIBIT B

                                       FORM OF ANNUAL CERTIFICATION
I.       The   [   ]    agreement    dated   as   of   [   ],    200[   ]   (the    "Agreement"),    among
                  [IDENTIFY PARTIES]

         I,  ________________________________,  the  _______________________  of  Countrywide  Home Loans,
Inc.,  certify to [the Purchaser],  [the Depositor],  [Master  Servicer],  [Securities  Administrator]  or
[Trustee],  and its officers,  with the knowledge and intent that they will rely upon this  certification, that:

                  (1)      I have reviewed the servicer  compliance  statement of the Company  provided in accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator] or [Trustee]  pursuant to the Agreement  (collectively,  the "Company
         Servicing Information");

                  (2)      Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not  contain  any  untrue  statement  of a material  fact or omit to state a  material  fact necessary  to make the  statements  made,  in the light of the  circumstances  under  which  such statements  were made, not  misleading  with respect to the period of time covered by the Company
         Servicing Information;

                  (3)      Based on my knowledge,  all of the Company Servicing Information required to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] or [Trustee];

                  (4)      I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review  conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the
         Servicing  Assessment or the Attestation  Report, the Company has fulfilled its obligations under the Agreement; and

                                                [Intentionally Left Blank]

                  (5)      The Compliance  Statement  required to be delivered by the Company  pursuant to this Agreement,  and the Servicing  Assessment and Attestation  Report required to be provided by the Company and by each  Subservicer and  Participating  Entity  pursuant to the Agreement,  have been provided to the  [Depositor]  [Master  Servicer].  Any material  instances of  noncompliance described  in such  reports  have  been  disclosed  to the  [Depositor]  [Master  Servicer].  Any material  instance of  noncompliance  with the  Servicing  Criteria  has been  disclosed  in such reports.

                                                     Date:____________________________________________________

                                                     By:______________________________________________________
                                                     Name:____________________________________________________
                                                     Title:___________________________________________________

                                                                                                                        EXHIBIT H-4

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                                  Owner

                                                   and

                                         EMC MORTGAGE CORPORATION
                                                 Servicer

                                           SERVICING AGREEMENT

                                       Dated as of December 1, 2006

EXHIBITS

Exhibit A         Mortgage Loan Schedule

Exhibit B         Custodial Account Letter Agreement

Exhibit C         Escrow Account Letter Agreement

Exhibit D         Form of Request for Release

Exhibit E         Reporting Data for Monthly Report

Exhibit F         Reporting Data for Defaulted Loans

Exhibit G         Form of Owner Certification

Exhibit H         Summary of Regulation AB Servicing Criteria

Exhibit I         Summary of Applicable Regulation AB Requirements

Exhibit J         Servicing Criteria to be Addressed in Assessment of Compliance

Exhibit K         Reporting Data for Realized Losses and Gains

         THIS IS A SERVICING AGREEMENT, dated as of December 1, 2006, and is executed between Structured
Asset Mortgage Investments II Inc. (the "Owner") and EMC Mortgage Corporation (the "Servicer").

                                          W I T N E S S E T H :

         WHEREAS, the Owner is the owner of the Mortgage Loans;

         WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

                                                ARTICLE I
                                               DEFINITIONS

         Section 1.01.  Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

         Accepted Servicing Practices:   The procedures, including prudent collection and loan
administration procedures, and the standard of care (i) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related
Mortgage Properties are located or (ii) in accordance with the Fannie Mae Guide or Freddie Mac Guide, subject to any variances negotiated with Fannie Mae or Freddie Mac and subject to the express provisions of this Agreement.  Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

         Adjustment Date:  As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement:  This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

         ARM Loans: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate
Caps and Lifetime Rate Caps and which may permit conversion to fixed interest rates.

         Business Day:   Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the
States of Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities, or (iii) a day on which banks in the States of Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities are authorized or obligated by law or executive order to be closed.

         Code:  The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

         Commission or SEC:  The Securities and Exchange Commission.

         Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related
Mortgage Loan Documents.

         Custodial Account:   One or more demand account or accounts created and maintained pursuant to
Section 4.04 which shall be entitled "EMC Custodial Account in trust for SAMI II, Owner of Whole Loan
Mortgages and various Mortgagors" established at a Qualified Depository, each of which accounts shall be held by such Qualified Depository in  a fiduciary capacity, separate and apart from its funds and general assets.

         Custodian:  Wells Fargo Bank, National Association, or such other custodian as Owner shall designate.

         Cut-off Date:  The open of business on December 1, 2006.

         Delinquent:  As defined in the related pooling and servicing agreement.

         Depositor: The depositor, as such term is defined in Regulation AB, with respect to any
Pass-Through Transfer.

         Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

         Due Date:   Each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

         Due Period:   With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the
Remittance Date.

         Escrow Account:   The separate trust account or accounts created and maintained pursuant to
Section 4.06 which shall be entitled "EMC Escrow Account, in trust for SAMI II, Owner of Whole Loan
Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

         Escrow Payments:   With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the
Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default:   Any one of the conditions or circumstances enumerated in Section 9.01.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Fannie Mae:  Fannie Mae, or any successor thereto.

         Fannie Mae Guide:   The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all
amendments or additions thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

         FIRREA:   The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

         Freddie Mac:  Freddie Mac, or any successor thereto.

         Freddie Mac Guide:   The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all
amendments or additions thereto.

         Full Principal Prepayment:  A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         GAAP:  Generally accepted accounting procedures, consistently applied.

         HUD:   The United States Department of Housing and Urban Development or any successor.

         Index:  With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan.

         Insurance Proceeds:   With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         Lifetime Rate Cap:   With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

         Liquidation Proceeds:   Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

         Margin:  With respect to each ARM Loan, the fixed percentage amount set forth in each related
Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

         Master Servicer:  Wells Fargo Bank, National Association, its successors in interest and assigns, or any successor thereto designated by the Owner.

         Monthly Advance:   The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 5.03.

         Monthly Payment:   With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

         Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage
Note.

         Mortgage Interest Rate:   The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage
Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

         Mortgage Loan:   An individual Mortgage Loan described herein and as further identified on the
Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the
Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance
Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

         Mortgage Loan Documents:  The original mortgage loan legal documents held by the Custodian.

         Mortgage Loan Remittance Rate:   With respect to each Mortgage Loan, the annual rate of
interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the
Servicing Fee Rate.

         Mortgage Loan Schedule:  The schedule of Mortgage Loans attached hereto as Exhibit A, such schedule being acceptable to the Owner and the Servicer.

         Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a
Mortgage.

         Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Liquidation Proceeds:  As to any Mortgage Loan, Liquidation Proceeds net of unreimbursed
Servicing Advances, Servicing Fees and Monthly Advances and expenses incurred by the Servicer in connection with the liquidation of the Mortgage Loan and the related Mortgaged Property.

         Nonrecoverable Advance:  Any advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance proposed to be made by the Servicer in respect of a Mortgage Loan or REO
Property which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the
Servicer from Liquidation Proceeds or Insurance Proceeds on such Mortgage Loan or REO Property as provided herein.  The determination by the Servicer that it has made a Nonrecoverable Advance, or that a proposed advance may constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

         Officer's Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the
Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

         Opinion of Counsel:  A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

         Owner:  Structured Asset Mortgage Investments II Inc. ("SAMI II"), its successors in interest and assigns (including the Trustee in connection with a Pass-Through Transfer).

         Partial Principal Prepayment:  A Principal Prepayment by a Mortgagor of a partial principal balance of a Mortgage Loan.

         Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

         Periodic Rate Cap:   With respect to each ARM Loan, the maximum increase or decrease in the
Mortgage Interest Rate on any Adjustment Date.

         Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations  of, and  obligations the timely payment of which are fully guaranteed  by the United  States of America  or any  agency or  instrumentality  of the
                  United  States of  America  the  obligations  of which are  backed by the full faith and credit of the United States of America;

                  (ii)     (a) demand or time deposits,  federal funds or bankers'  acceptances  issued by any depository  institution or trust company  incorporated  under the laws of the United
                  States of America or any state thereof  (including  any Trustee or the Master  Servicer)
                  and  subject  to   supervision   and   examination   by  federal  and/or  state  banking
                  authorities,  provided that the commercial  paper and/or the  short-term  deposit rating and/or  the  long-term  unsecured  debt  obligations  or  deposits  of  such  depository institution or trust company at the time of such  investment or  contractual  commitment providing for such  investment are rated in one of the two highest rating  categories by each Rating  Agency and (b) any other demand or time deposit or  certificate  of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii)    repurchase  obligations  with respect to (a) any  security  described in clause
                  (i)  above  or  (b)  any  other   security   issued  or   guaranteed  by  an  agency  or
                  instrumentality of the United States of America,  the obligations of which are backed by the full faith and credit of the United  States of America,  in either case entered into with a  depository  institution  or trust  company  (acting as  principal)  described in clause (ii)(a) above;

                  (iv)     securities  bearing  interest or sold at a discount  issued by any  corporation
                  (including  any  Trustee  or the  Master  Servicer)  incorporated  under the laws of the
                  United  States of America or any state  thereof that are rated in one of the two highest rating  categories by each Rating Agency at the time of such  investment or  contractual commitment providing for such investment;  provided,  however, that securities issued by any  particular  corporation  will  not be  Permitted  Investments  to the  extent  that investments  therein  will cause the then  outstanding  principal  amount of  securities issued by such  corporation  and held as  Permitted  Investments  to  exceed  10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

                  (v)      commercial paper (including both non-interest-bearing  discount obligations and interest-bearing  obligations  payable  on demand or on a  specified  date not more than one year after the date of issuance  thereof)  which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi)     any  other  demand,  money  market or time  deposit,  obligation,  security  or investment as may be acceptable to each Rating Agency; and

                  (vii)    any money market funds the collateral of which  consists of  obligations  fully guaranteed  by the United  States of America  or any  agency or  instrumentality  of the
                  United  States of  America  the  obligations  of which are  backed by the full faith and credit of the  United  States of  America  (which  may  include  repurchase  obligations secured by collateral  described in clause (i)) and other  securities  (including  money market  or common  trust  funds for which any  Trustee  or the  Master  Servicer  or any affiliate  thereof  acts as a manager or an advisor)  and which money  market  funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.
         Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related
Mortgage Note.

         Prepayment Interest Excess: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related
Prepayment Period occurring between the first day of the calendar month in which such Remittance Date occurs and the Determination Date of the calendar month in which such Remittance Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

         Prepayment Interest Shortfall: With respect to any Remittance Date, for each such Mortgage Loan that was the subject of a Principal Prepayment during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Remittance Date occurs, an amount equal to interest (to be paid by the
Servicer out of its own funds without reimbursement therefor) at the applicable Mortgage Loan Remittance
Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Remittance
Date.

         Prepayment Period: As to any Remittance Date, (a) in the case of Full Principal Prepayments, the period commencing on the 16th day of the month prior to the month in which the related Remittance
Date occurs and ending on the 15th day of the month in which such Remittance Date occurs, and (b) in the case of Partial Principal Prepayments or other recoveries, the preceding calendar month.

         Primary Mortgage Insurance Policy:   Each primary policy of mortgage insurance, or any
replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

         Prime Rate: The prime rate of U.S. money center banks as published from time to time in The
Wall Street Journal.

         Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any Prepayment Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Qualified Appraiser:   An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

         Qualified Depository:   (a) The Custodian, (b) a depository, the accounts of which are insured by the FDIC and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by either of Moody's Investors Service, Inc. or Fitch, Inc., or (c)
a depository, the short-term debt obligations, or other short-term deposits of which are rated at least
'A-2' and the long-term unsecured debt obligations of which are rated at least 'AA-' by Standard & Poor's
Ratings Service, a division of The McGraw Hill Companies Inc.

         Qualified Insurer:   An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie
Mae and Freddie Mac.

         Rating Agency:  Standard & Poor's Ratings Service, a division of The McGraw Hill Companies
Inc., and Moody's Investors Service, Inc.

         Reconstitution Agreement:  Any agreement involving any Pass-Through Transfer or Whole Loan
Transfer.

         Regulation AB:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R.
§§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act
Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

         REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the
Code.

         REMIC Provisions:  The provisions of the Federal income tax law relating to a REMIC, which appear at Section 860A through 860G of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date:  The Remittance Date shall be the 20th day of any month, or if such 20th day is not a Business Day, the first Business Day immediately preceding such 20th day.

         REO Disposition:   The final sale by the Servicer of any REO Property.

         REO Disposition Proceeds:   Amounts received by the Servicer in connection with a related REO
Disposition.

         REO Property:   A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

         SAMI II:  Structured Asset Mortgage Investments II Inc.

         Sarbanes Certification: A certification required pursuant to The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations or amendments thereof by the Commission's staff).

         Securities Act:  The Securities Act of 1933, as amended.

         Securities Administrator: The securities administrator with respect to any Pass-Through
Transfer.

         Servicer:  EMC Mortgage Corporation, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

         Servicing Advances:   All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the
Servicer of its servicing obligations relating to each Mortgage Loan, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

         Servicing Criteria:  As of any date of determination, the "servicing criteria" set forth in
Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit H for convenience of reference only.  In the event of a conflict or inconsistency between the terms of Exhibit H and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Owner, the Servicer and any Person that will be responsible for signing any Sarbanes
Certification with respect to a Pass-Through Transfer in response to evolving interpretations of
Regulation AB and incorporated into a revised Exhibit H).

         Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual servicing fee the
Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of the
Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable from the interest portion of such Monthly Payment collected by the Servicer or as otherwise provided under Section 4.05.

         Servicing Fee Rate:  The Servicing Fee Rate shall be a rate per annum equal to 0.250% and
0.375%.

         Servicing File:  The documents, records and other items pertaining to a particular Mortgage
Loan and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

         Servicing Officer:   Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

         Stated Principal Balance:  As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan after giving effect to payments of principal due and received or for which a Monthly Advance has been made, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing Principal Prepayments.

         Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item
1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

         Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any
Subservicer and is responsible for the performance (whether directly or through Subservicers or
Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of
Regulation AB.

         Trustee:  The Person appointed as trustee in connection with any Pass-Through Transfer.

         Whole Loan Transfer:  The sale or transfer of some or all of the ownership interest in the
Mortgage Loans by the Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

                                                ARTICLE II
 SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN
                                                DOCUMENTS

         Section 2.01.  Servicing of Mortgage Loans.

         The Servicer does hereby agree to service the Mortgage Loans in accordance with the terms of this Agreement.  The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

         Section 2.02.  Maintenance of Servicing Files.

         The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans.  The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only.  The Servicer acknowledges that the ownership of each Mortgage Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Owner.  All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the
Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans.  Any portion of the related
Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner.  The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

         Section 2.03.  Books and Records.

         The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner.  In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood
Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the
Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

         The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related Servicing File (or copies thereof) during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         Section 2.04.  Transfer of Mortgage Loans.

         No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such
Mortgage Loan has been delivered to the Servicer in accordance with this Section 2.04.  The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in accordance with Sections 10.02 and 11.12, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the Servicer.  The Owner shall advise the Servicer in writing of the transfer.  Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.05.  Delivery of Mortgage Loan Documents.

         The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within 4 week(s) of their execution; provided, however, that the
Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation within 4 week(s) after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution.  If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

         From time to time the  Servicer  may have a need for  Mortgage  Loan  Documents to be released by the  Custodian.  If the Servicer  shall require any of the Mortgage  Loan  Documents,  the Servicer  shall notify the  Custodian  in writing of such request in the form of the request for release  attached  hereto as Exhibit D. The Custodian  shall deliver to the Servicer  within five (5) Business  Days,  any requested
Mortgage  Loan  Document  previously  delivered to the  Custodian,  provided  that such  documentation  is promptly  returned to the Custodian when the Servicer no longer requires  possession of the document,  and provided that during the time that any such  documentation is held by the Servicer,  such possession is in trust for the benefit of the Owner.

                                               ARTICLE III
                              REPRESENTATIONS AND WARRANTIES OF THE SERVICER

         The Servicer represents, warrants and covenants to the Owner that as of the date hereof or as of such date specifically provided herein:

(a) The Servicer is a validly  existing  corporation  in good standing  under the laws of the State of its organization  and is  qualified  to  transact  business  in, is in good  standing  under the laws of,  and possesses  all licenses  necessary  for the conduct of its business in, each state in which any  Mortgaged
Property  is  located  or is  otherwise  exempt  or not  required  under  applicable  law to  effect  such qualification  or license and no demand for such  qualification or license has been made upon the Servicer by any such  state,  and in any event the  Servicer is in  compliance  with the laws of each such State to the  extent  necessary  to ensure  the  enforceability  of each  Mortgage  Loan and the  servicing  of the
Mortgage Loans in accordance with the terms of this Agreement;

(b) The Servicer  has full power and  authority  to execute,  deliver and  perform,  and to enter into and consummate  all  transactions  contemplated  by this  Agreement  and to conduct its  business as presently conducted,  has duly  authorized  the execution,  delivery and  performance  of this  Agreement,  has duly executed  and  delivered  this  Agreement,  and this  Agreement  constitutes  a legal,  valid and  binding obligation of the  Servicer,  enforceable  against it in  accordance  with its terms subject to bankruptcy laws and other  similar  laws of general  application  affecting  rights of  creditors  and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(c)  None  of the  execution  and  delivery  of  this  Agreement,  the  consummation  of the  transactions contemplated  thereby and hereby,  or the  fulfillment  of or compliance  with the terms and conditions of this  Agreement will conflict with any of the terms,  conditions or provisions of the Servicer's  articles of  incorporation  or  by-laws  or  materially  conflict  with or result in a breach of any of the  terms, conditions  or provisions  of any legal  restriction  or any agreement or instrument to which the Servicer is now a party or by which it is bound,  or  constitute a default or result in an  acceleration  under any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order,  judgment or decree to which the Servicer or its property is subject;

(d) There is no  litigation  pending  or, to the  Servicer's  knowledge,  threatened  with  respect to the
Servicer  which is  reasonably  likely to have a material  adverse  effect on the  execution,  delivery or enforceability  of this Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

(e) No  consent,  approval,  authorization  or  order  of any  court  or  governmental  agency  or body is required for the  execution,  delivery and  performance  by the Servicer of or  compliance by the Servicer with this Agreement or the  consummation of the  transactions  contemplated  by this Agreement  except for consents, approvals, authorizations and orders which have been obtained;

(f) The  Servicer  is an  approved  seller/servicer  of  residential  mortgage  loans for  Fannie  Mae and
Freddie  Mac. The Servicer is in good  standing to service  mortgage  loans for Fannie Mae and Freddie Mac and no event has occurred  which would make the Servicer  unable to comply with  eligibility  requirements or which would require notification to either Fannie Mae or Freddie Mac;

(g) As of the date of each  Pass-Through  Transfer,  and  except as has been  otherwise  disclosed  to the
Owner,  the Master  Servicer  and any  Depositor,  or disclosed  in any public  filing:  (1) no default or servicing related  performance  trigger has occurred as to any other Pass-Through  Transfer due to any act or failure to act of the Servicer;  (2) no material  noncompliance  with applicable  servicing criteria as to any other  Pass-Through  Transfer has occurred,  been  disclosed or reported by the  Servicer;  (3) the
Servicer  has not been  terminated  as servicer in a  residential  mortgage  loan  Pass-Through  Transfer, either due to a servicing  default or to application of a servicing  performance  test or trigger;  (4) no material  changes to the Servicer's  servicing  policies and procedures for similar loans have occurred in the preceding  three years;  (5) there are no aspects of the  Servicer's  financial  condition  that could have a material  adverse  impact on the  performance  by the Servicer of its  obligations  hereunder;  (6)
there are no legal proceedings pending, or known to be contemplated by governmental  authorities,  against the Servicer that could be material to investors in the securities issued in such  Pass-Through  Transfer;
and (7) there are no affiliations,  relationships or transactions  relating to the Servicer of a type that are described under Item 1119 of Regulation AB;

(h) If so requested by the Owner,  the Master  Servicer or any Depositor on any date, the Servicer  shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations and  warranties  set forth in clause (g) of this  Article or, if any such  representation  and warranty is not accurate as of the date of such  request,  provide  reasonably  adequate  disclosure  of the pertinent facts, in writing, to the requesting party;

(i)  Notwithstanding  anything to the contrary in the  Agreement,  the Servicer shall (or shall cause each
Subservicer)  (i)  immediately  notify the Owner,  the Master Servicer and any Depositor in writing of (A)
any material litigation or governmental  proceedings pending against the Servicer or any Subservicer,  (B)
any  affiliations  or  relationships  that develop  following the closing date of a Pass-Through  Transfer between the Servicer or any  Subservicer  and any of the parties  specified in clause (7) of paragraph (g)
of this Article (and any other  parties  identified  in writing by the  requesting  party) with respect to such  Pass-Through  Transfer,  (C)  any  Event  of  Default  under  the  terms  of this  Agreement  or any
Reconstitution  Agreement,  (D) any merger,  consolidation or sale of  substantially  all of the assets of the Company,  and (E) the Company's  entry into an agreement  with a  Subservicer  to perform or assist in the performance of any of the Company's  obligations under this Agreement or any Reconstitution  Agreement and (ii)  provide to the Owner and any  Depositor  a  description  of such  proceedings,  affiliations  or relationships;

(j) As a condition  to the  succession  to the  Servicer  or any  Subservicer  as servicer or  subservicer under this  Agreement  or any  Reconstitution  Agreement by any Person (i) into which the Servicer or such
Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Servicer or any  Subservicer,  the Servicer shall provide to the Owner,  the Master Servicer and any Depositor,  at
least 15 calendar days prior to the effective date of such succession or  appointment,  (x) written notice to the Owner,  the Master  Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance  reasonably  satisfactory to the Owner,  the Master Servicer and such Depositor, all  information  reasonably  requested  by the Owner,  the Master  Servicer or any  Depositor in order to comply  with  its  reporting  obligation  under  Item  6.02 of Form  8-K  with  respect  to any  class  of asset-backed securities; and

(k)      Servicer has delivered to the Owner and the Master Servicer  financial  statements of its parent, for its last two complete  fiscal years.  All such  financial  information  fairly  presents the pertinent results  of  operations  and  financial  position  for the  period  identified  and has been  prepared  in accordance with GAAP  consistently  applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the servicing policies and procedures,  business,  operations, financial  condition,  properties  or assets of the Servicer  since the date of the  Servicer's  financial information  that would have a material  adverse  effect on its ability to perform its  obligations  under this Agreement.

                                                ARTICLE IV
                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01.  Servicer to Act as Servicer.

         The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the
Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted
Servicing Practices and shall exercise the same care that it customarily employs for its own account.
In addition, the Servicer shall furnish information regarding the borrower credit files related to such
Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations. Except as set forth in this Agreement, the
Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices in compliance with the servicing provisions of the Fannie Mae Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of
Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged
Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities.  In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.  The Owner may, at its option, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the
Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

         Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that with respect to any Mortgage Loan that is not in default or if default is not reasonably forseeable, unless the
Servicer has provided   to the  Owner  a certification addressed to the  Owner, based on the advice of counsel or certified public accountants that have a national reputation with respect to taxation of
REMICs that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of  the REMICs and has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the
Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), change the final maturity date on such
Mortgage Loan or waive a prepayment penalty or charge.  In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related
Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan
Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the
Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the
Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

         The  Servicer  shall  perform  all of its  servicing  responsibilities  hereunder  or may cause a subservicer to perform any such servicing  responsibilities  on its behalf, but the use by the Servicer of a  subservicer  shall not release the  Servicer  from any of its  obligations  hereunder  and the Servicer shall remain  responsible  hereunder  for all acts and omissions of each  subservicer  as fully as if such acts and  omissions  were  those of the  Servicer.  Any such  subservicer  must be a Fannie  Mae  approved seller/servicer  or a Freddie Mac  seller/servicer  in good  standing  and no event  shall have  occurred, including  but not limited to, a change in insurance  coverage,  which would make it unable to comply with the eligibility  requirements  for lenders imposed by Fannie Mae or for  seller/servicers  by Freddie Mac, or which would  require  notification  to Fannie Mae or Freddie Mac.  The Servicer  shall pay all fees and expenses of each subservicer  from its own funds,  and a subservicer's  fee shall not exceed the Servicing
Fee.

         At the cost and expense of the Servicer,  without any right of  reimbursement  from the Custodial
Account,  the Servicer  shall be entitled to terminate  the rights and  responsibilities  of a subservicer and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements  in the  preceding  paragraph,  provided,  however,  that nothing  contained  herein shall be deemed to prevent or  prohibit  the  Servicer,  at the  Servicer's  option,  from  electing to service the related  Mortgage Loans itself.  In the event that the Servicer's  responsibilities  and duties under this
Agreement  are  terminated  pursuant to Section  8.04,  9.01 or 10.01,  and if  requested  to do so by the
Owner, the Servicer shall at its own cost and expense  terminate the rights and  responsibilities  of each subservicer  effective as of the date of  termination  of the Servicer.  The Servicer  shall pay all fees, expenses  or  penalties  necessary  in  order  to  terminate  the  rights  and  responsibilities  of  each subservicer from the Servicer's own funds without reimbursement from the Owner.

         Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans.  The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Any subservicing agreement and any other transactions or services relating to the Mortgage
Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the
Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses.  For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

         Section 4.02.  Collection of Mortgage Loan Payments.

         Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed with diligence to collect all payments due under each Mortgage
Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance
Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the
Mortgage Loans and held for its own account.  Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the
Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         The Servicer shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.  If a
Prepayment Charge (exclusive of any Prepayment Charges with regards to the Group II and the Group III
Mortgage Loans, but inclusive of any Prepayment Charges with regards to the Group I Mortgage Loans) is waived, but does not meet the standards described above, then the Servicer is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Owner by the Remittance Date.

         Section 4.03.  Realization Upon Defaulted Mortgage Loans.

         The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and the requirements of the Fannie Mae Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage
Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. In determining the delinquency status of any
Mortgage Loan, the Servicer will apply the definition of Delinquent as such term is defined under the related pooling and servicing agreement. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the
Owner, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the
Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05.  The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances;
provided, however, that it shall be entitled to reimbursement therefor as provided in Section 4.05.
Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector.  Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.  After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

         Section 4.04.       Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Servicer shall segregate and hold all funds collected and received pursuant to each
Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts.  Each Custodial Account shall be established with a Qualified
Depository.  To the extent such funds are not deposited in a Custodial Account, such funds may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer).  Custodial Accounts will be reconciled within 45 days.  Funds deposited in the
Custodial Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any
Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted
Investments.  The amount of any such losses shall be immediately deposited by the Servicer in the
Custodial Account, out of the Servicer's own funds, with no right to reimbursement therefor.

         The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the
Custodial Account or Accounts no later than 48 hours after receipt and identification of funds and retain therein the following payments and collections:
                  (i)        all  payments  on  account  of  principal,  including  Principal  Prepayments
         (exclusive  of any  Prepayment  Charges  with  regards to the Group II and the Group III Mortgage
         Loans, but inclusive of any Prepayment  Charges with regards to the Group I Mortgage  Loans),  on the Mortgage Loans received after the Cut-off Date;

                  (ii)       all  payments on account of interest on the  Mortgage  Loans  adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;

                  (iii)      all Net Liquidation Proceeds received after the Cut-off Date;

                  (iv)       any  net  amounts  received  by  the  Servicer  after  the  Cut-off  Date  in connection with any REO Property pursuant to Section 4.13;

                  (v)        all Insurance  Proceeds  received  after the Cut-off Date  including  amounts required to be deposited  pursuant to Sections  4.08 and 4.10,  other than proceeds to be held in the Escrow  Account  and  applied  to the  restoration  or repair of the  Mortgaged  Property  or released to the Mortgagor in accordance  with the Servicer's  normal  servicing  procedures,  the loan documents or applicable law;

                  (vi)       all Condemnation  Proceeds  affecting any Mortgaged  Property  received after the  Cut-off  Date  other  than  proceeds  to be held in the Escrow  Account  and  applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance  with the Servicer's normal servicing procedures, the loan documents or applicable law;

                  (vii)      any Monthly Advances as provided in Section 5.03;

                  (viii)     any amounts  received  after the Cut-off Date and required to be deposited in the Custodial Account pursuant to Section 6.02; and

                  (ix)       with  respect to each full or partial  Principal  Prepayment  received  after the Cut-off Date, any Prepayment Interest  Shortfalls,  to the extent of the Servicer's aggregate
         Servicing Fee received with respect to the related Due Period.

         The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, and all Prepayment
Interest Excess need not be deposited by the Servicer in the Custodial Account.

         Section 4.05.  Permitted Withdrawals From the Custodial Account.

         The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

         (i)      to make payments to the Owner in the amounts and in the manner provided for in Section
5.01;

         (ii)     to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

         (iii)    to  reimburse  itself for  unreimbursed  Servicing  Advances and Monthly  Advances,  the
Servicer's  right to reimburse  itself  pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation  Proceeds,  Condemnation  Proceeds and Insurance  Proceeds received after the
Cut-off Date related to such Mortgage Loan;

         (iv)     to pay to itself as servicing compensation (a) any interest earned on funds in the
Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and
(b) the Servicing Fee from that portion of any payment recovery attributable to interest on a particular
Mortgage Loan;

         (v)      to reimburse itself for any Nonrecoverable Advances;

         (vi)     to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

         (vii)    to reimburse itself as provided in Section 8.03 hereof;

         (viii)   to remove funds inadvertently placed in the Custodial Account in error by the
Servicer; and

         (ix)     to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06.  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Servicer shall segregate and hold all funds collected and received pursuant to each
Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts.  Each Escrow Account shall be established with a Qualified Depository.  To the extent such funds are not deposited in an Escrow
Account, such funds may be invested in Permitted Investments.  Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Owner upon request.  The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments.  The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account, as appropriate, out of the
Servicer's own funds, with no right to reimbursement therefor.

         The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Escrow
Account or Accounts no later than 48 hours after receipt of funds and retain therein:

         (i)      all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

         (ii)     all Insurance Proceeds which are to be applied to the restoration or repair of any
Mortgaged Property; and

         (iii)    all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

         The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07.  Except as provided in Section 4.07, the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

         Section 4.07.  Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Servicer only:

         (i)      to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

         (ii)     to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

         (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in connection with an acquisition of REO
Property;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii)    to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

         (viii)   to remove funds inadvertently placed in an Escrow Account in error by the Servicer;
and

         (ix)     to clear and terminate the Escrow Account on the termination of this Agreement.

         As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the
Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

         Section 4.08.  Payment of Taxes,  Insurance and Other Charges,  Maintenance of Primary  Mortgage
Insurance Policies, Collections Thereunder.

         With respect to each Mortgage Loan, the Servicer shall maintain  accurate records  reflecting the status of ground rents, taxes,  assessments,  water rates and other charges which are or may become a lien upon the Mortgaged  Property and the status of Primary  Mortgage  Insurance  Policy  premiums and fire and hazard  insurance  coverage  and shall  obtain,  from time to time,  all  bills  for the  payment  of such charges,  including  renewal premiums and shall effect payment thereof prior to the applicable  penalty or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Servicer in amounts  sufficient  for such  purposes,  as allowed under the terms of the Mortgage or applicable  law.  To the extent that the  Mortgage  does not provide  for Escrow  Payments,  the  Servicer shall  determine  that any such  payments are made by the  Mortgagor  when due. The Servicer  assumes full responsibility  for the timely  payment of all such bills and shall  effect  timely  payments  of all such bills  irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the
Escrow Payments and shall make advances from its own funds to effect such payments.

         The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required.
Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to an amount for which Fannie Mae no longer requires such insurance to be maintained.  The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance
Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer.
The Servicer shall not take any action which would result in noncoverage under any applicable Primary
Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary
Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy.  If such Primary Mortgage
Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage
Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09.  Transfer of Accounts.

         The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified
Depository from time to time.  The Servicer shall notify the Owner of any such transfer within 15
Business Days of transfer. If any one of the investment ratings of a Qualified Depository holding funds or Eligible Investments in the Custodial Account or Escrow Account is downgraded by the issuing rating agency, the Servicer shall, within three (3) Business Days of receipt of notice of the downgrading, transfer all such accounts, funds and Permitted Investments to a different Qualified Depository in accordance with this Agreement.

         Section 4.10.  Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained  for each Mortgage Loan fire and hazard  insurance with extended  coverage as is customary in the area where the Mortgaged  Property is located in an amount which is equal to the lesser of (i) the maximum  insurable  value of the  improvements  securing  such  Mortgage
Loan or (ii) the  greater of (a) the  outstanding  principal  balance of the  Mortgage  Loan,  and (b) the percentage  such that the  proceeds  thereof  shall be  sufficient  to prevent  the  Mortgagor  and/or the
Mortgagee from becoming a co-insurer.  If the Mortgaged  Property is in an area  identified in the Federal
Register  by the  Federal  Emergency  Management  Agency as being a  special  flood  hazard  area that has federally-mandated  flood  insurance  requirements,  the  Servicer  will  cause to be  maintained  a flood
insurance  policy  meeting  the  requirements  of  the  current   guidelines  of  the  Federal   Insurance
Administration  with a generally  acceptable  insurance carrier,  in an amount  representing  coverage not less than the least of (i) the  outstanding  principal  balance of the  Mortgage  Loan,  (ii) the  maximum insurable value of the  improvements  securing such Mortgage Loan or (iii) the maximum amount of insurance which is available  under the Flood Disaster  Protection Act of 1973, as amended.  The Servicer shall also maintain on the REO Property,  fire and hazard  insurance with extended  coverage in an amount which is at least  equal  to the  maximum  insurable  value of the  improvements  which  are a part of such  property, liability  insurance and, to the extent required and available under the Flood Disaster  Protection Act of
1973, as amended,  flood insurance in an amount as provided above.  Any amounts  collected by the Servicer under any such  policies  other than  amounts to be  deposited  in the Escrow  Account  and applied to the restoration  or repair of the  Mortgaged  Property  or REO  Property,  or  released  to the  Mortgagor  in accordance with the Servicer's normal servicing  procedures,  shall be deposited in the Custodial Account, subject to  withdrawal  pursuant to Section 4.05.  It is  understood  and agreed that no other  additional insurance  need be required  by the  Servicer  or the  Mortgagor  or  maintained  on property  acquired in respect of the Mortgage  Loans,  other than pursuant to the Fannie Mae Guide or such  applicable  state or federal  laws and  regulations  as shall at any time be in  force  and as shall  require  such  additional insurance.  All such policies shall be endorsed with standard  mortgagee  clauses with loss payable to the
Servicer  and its  successors  and/or  assigns and shall  provide for at least  thirty days prior  written notice of any  cancellation,  reduction in the amount or material change in coverage to the Servicer.  The
Servicer  shall not interfere  with the  Mortgagor's  freedom of choice in selecting  either his insurance carrier or agent,  provided,  however, that the Servicer shall not accept any such insurance policies from insurance  companies unless such companies  currently reflect a General Policy Rating in Best's Key Rating
Guide  currently  acceptable  to Fannie Mae and are  licensed  to do  business  in the state  wherein  the property subject to the policy is located.

         Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the  Servicer  shall  obtain and  maintain  a  mortgage  impairment  or blanket policy  issued by an  issuer  that has a Best  rating of A:VI  insuring  against  hazard  losses on all of
Mortgaged  Properties  securing the Mortgage Loans,  then, to the extent such policy provides  coverage in an amount equal to the amount  required  pursuant to Section 4.10 and  otherwise  complies  with all other requirements  of  Section  4.10,  the  Servicer  shall  conclusively  be  deemed  to  have  satisfied  its obligations  as set forth in Section 4.10, it being  understood  and agreed that such policy may contain a deductible  clause,  in which  case the  Servicer  shall,  in the  event  that  there  shall not have been maintained on the related  Mortgaged  Property or REO Property a policy  complying  with Section 4.10, and there shall have been one or more  losses  which would have been  covered by such  policy,  deposit in the
Custodial  Account the amount not otherwise  payable under the blanket policy  because of such  deductible clause.  In connection  with its  activities  as Servicer of the Mortgage  Loans,  the Servicer  agrees to prepare and present,  on behalf of the Owner,  claims under any such blanket policy in a timely fashion in accordance  with the terms of such  policy.  Upon  request of the Owner,  the  Servicer  shall cause to be delivered to the Owner a certified  true copy of such policy and a statement  from the insurer  thereunder that such policy shall in no event be  terminated or materially  modified  without  thirty (30) days prior written notice to the Owner.

         Section 4.12.  Fidelity Bond, Errors and Omissions Insurance.

         The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the
Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  Such
Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this
Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide.  The Servicer shall, upon request of Owner, deliver to the
Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such
Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner.  The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.  The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

         Section 4.13.  Title, Management and Disposition of REO Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee.  Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

         The Servicer shall assume the responsibility for marketing each REO Property in accordance with
Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and
REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel (at the
Servicer's expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property
(subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer's
expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the
Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

         Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no
Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold or managed in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or
(iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

         The Servicer shall deposit or cause to be deposited, on a daily basis in each Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof.  The Servicer shall maintain separate records with respect to each REO Property identifying all deposits and withdrawals from the
Custodial Account for each REO Property.

         The Servicer shall furnish to the Owner on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.  Such operating statement shall be accompanied by such other information as the Owner shall reasonably request.

         The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner.  The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

         The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection.  Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

         Section 4.14.  Notification of Adjustments.

         With respect to each Mortgage Loan,  the Servicer shall adjust the Mortgage  Interest Rate on the related  Interest Rate Adjustment  Date in compliance with  requirements of applicable law and the related
Mortgage  and  Mortgage  Note.  The  Servicer  shall  execute and deliver  any and all  necessary  notices required  under  applicable  law and the terms of the related  Mortgage  Note and Mortgage  regarding  the
Mortgage Interest Rate adjustments.  The Servicer shall promptly,  upon written request therefor,  deliver to the Owner such  notifications  and any additional  applicable  data regarding such  adjustments and the methods  used to calculate  and  implement  such  adjustments.  Upon the  discovery by the Servicer or the receipt of notice  from the Owner that the  Servicer  has  failed to adjust a  Mortgage  Interest  Rate in accordance  with the terms of the related  Mortgage  Note and  Mortgage,  the Servicer  shall  immediately deposit in the  Custodial  Account from its own funds the amount of any interest  loss or deferral  caused to the Owner thereby.

                                                ARTICLE V
                                          PAYMENTS TO THE OWNER

         Section 5.01.  Remittances.

         On each Remittance Date, the Servicer shall remit to the Owner (i) all amounts credited to the
Custodial Account as of the close of business on the last day of the calendar month preceding the
Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section
4.05, except (a) Full Principal Prepayments received on or before the 15th day of the month in which a
Remittance Date occurs shall be remitted to the Owner on the Remittance Date of such month, and (b) Full
Principal Prepayments received after the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03 and (iii) all Prepayment Interest Shortfalls the
Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts attributable to Monthly
Payments collected after the Cut-off Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

         With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be remitted to the Owner by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Section 5.02      Statements to the Owner and the Master Servicer.

         The Servicer shall furnish to the Master Servicer an individual Mortgage Loan accounting report
(a "Report"), as of the last Business Day of each month and the end of the related Prepayment Period, as applicable, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, such Report shall be received by the
Owner and the Master Servicer no later than the tenth Business Day of the month of the related
Remittance Date (or, with respect to information as to Full Principal Prepayments and prepayment penalties no later than one (1) Business Day after the end of each Prepayment Period), a report in an
Excel (or compatible) electronic format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and which shall provide the information required to be contained in the monthly statements to certificateholders as specified in the related pooling and servicing Agreement, to the extent applicable to the Servicer.

         In addition, the Servicer shall provide to the Master Servicer and the Owner such other information known or available to the Servicer that is necessary in order to provide the distribution and pool performance information as required under Regulation AB, as amended from time to time, as determined by the Owner in its sole discretion.  The Servicer shall also provide a monthly report, in the form of Exhibit E hereto, or such other form as is mutually acceptable to the Servicer, the Owner and the Master Servicer, Exhibit F with respect to defaulted mortgage loans and Exhibit K, with respect to realized losses and gains, with each such report.

         The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner or the Master Servicer pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Owner and the Master Servicer with such information concerning the Mortgage Loans as is necessary for the Owner and the Master Servicer to prepare its federal income tax return as Owner and the Master Servicer may reasonably request from time to time.

         In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner and the Master Servicer at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

         Section 5.03.  Monthly Advances by the Servicer.

         Not later than the close of business on the Business Day preceding each Remittance Date, the
Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of Monthly Payments, adjusted to the related Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related
Determination Date; provided, however, that the amount of any such deposit may be reduced by the Amount
Held for Future Distribution (as defined below) then on deposit in the Custodial Account. Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

         The "Amount Held for Future Distribution" as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, and
Principal Prepayments received or made in the month of such Remittance Date, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

         The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds
with respect to the applicable Mortgage Loan.  In such latter event, the Servicer shall deliver to the
Owner an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

         Section 5.04.  Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree.  The
Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                                ARTICLE VI
                                       GENERAL SERVICING PROCEDURES

         Section 6.01.  Assumption Agreements.

         The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the
Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale"
clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance
Policy, if any.  If the Servicer reasonably believes it is unable under applicable law to enforce such
"due-on-sale" clause, the Servicer, will enter into an assumption agreement with the person to whom the
Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the
Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Section 6.01, the
Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such
Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

         In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed.  The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof.
All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

         Notwithstanding the foregoing paragraphs of this section or any other provision of this
Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged
Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 6.02.  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

         Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the
Custodian with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the
Custodian.  Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer
shall prepare and deliver for execution by the Owner or at the Owner's option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within one
Business Day to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the
Servicer and delivery to the Custodian of a servicing receipt signed by a Servicing Officer, the
Custodian shall release the portion of the Mortgage Loan Documents held by the Custodian to the
Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage
Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the
Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing
Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or the
Custodian, as applicable, to the Servicer.

         Section 6.03.  Servicing Compensation.

         As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the
Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee.  Additional servicing compensation in the form of Prepayment Charges with regards to the Group II and the Group III Mortgage Loans, assumption fees, as provided in Section 6.01, late payment charges and other ancillary fees shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

         Section 6.04.     Annual Statement as to Compliance; Annual Certification.

         (a)      The Servicer will deliver to the Owner and the Master Servicer, not later than March
15th of each calendar year beginning in 2007, an Officer's Certificate (an "Annual Statement of
Compliance") stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof.  Such Annual Statement of
Compliance shall contain no restrictions or limitations on its use.  Copies of such statement shall be provided by the Servicer to the Owner upon request and by the Owner to any Person identified as a prospective purchaser of the Mortgage Loans.  In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Servicer shall deliver an
Annual Statement of Compliance of the Subservicer as described above as to each Subservicer as and when required with respect to the Servicer.

         (b)      With respect to the Mortgage Loans, by March 15th of each calendar year beginning in
2007, an officer of the Servicer shall execute and deliver an Officer's Certificate (an "Annual
Certification") to the Owner, the Master Servicer, the Securities Administrator, and any related
Depositor for the benefit of each such entity and such entity's affiliates and the officers, directors and agents of any such entity and such entity's affiliates, in the form attached hereto as Exhibit G.
In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage
Loans to a Subservicer or a Subcontractor, to the extent such Subcontractor is "participating in the servicing function" pursuant to Item 1122 of Regulation AB, the Servicer shall deliver an Annual
Certification as to each such Subservicer and Subcontractor, as and when required with respect to the
Servicer.

         The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 6.04 or Section 6.09 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master
Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 6.04 or Section 6.09 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

         Upon request by the Owner or the Master Servicer, the Servicer will deliver to such requesting party a copy of the audited (if such financial statements are available, otherwise unaudited) financial statements of the Servicer for the most recent fiscal year of the Servicer.

         Section 6.05.     [Reserved]

         Section 6.06.  Owner's Right to Examine Servicer Records.

         The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

         The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

         Section 6.07.  Compliance with REMIC Provisions.

         If a REMIC election has been made with respect to the arrangement under which the Mortgage
Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii)
result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

         Section 6.08.  Non-solicitation.

         The Servicer shall not knowingly conduct any solicitation exclusively targeted to the
Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related
Mortgage Loans.  It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this section.  Nothing contained herein shall prohibit the Servicer from (i) distributing to Mortgagors any general advertising including information brochures, coupon books, or other similar documentation which indicates services the Servicer offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor's request.

         Section 6.09.     Assessment of Compliance with Servicing Criteria.

         On and after January 1, 2006, the Servicer shall service and administer, and shall cause each subservicer to service or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

         With respect to the Mortgage Loans, the Servicer shall deliver to the Owner or its designee, the Master Servicer, the Securities Administrator, and any Depositor on or before March 15th of each calendar year beginning in 2007, a report (an "Assessment of Compliance") regarding the Servicer's assessment of compliance with the Servicing Criteria during the preceding calendar year as required by
Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, or as otherwise required by the Master Servicer, which as of the date hereof, require a report by an authorized officer of the
Servicer that contains the following:

         (a)      A statement by such officer of its responsibility for assessing compliance with the
Servicing Criteria applicable to the Servicer;

         (b)      A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

         (c)      An assessment by such officer of the Servicer's compliance with the applicable
Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered public accounting firm has issued an attestation report on the Servicer's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the Servicing Criteria, if any, are not applicable to the
Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit J hereto.

         With respect to the Mortgage Loans, on or before March 15th of each calendar year beginning in
2007, the Servicer shall furnish to the Owner or its designee, the Master Servicer, the Securities
Administrator and any Depositor a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by
Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, or as otherwise required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         The Servicer shall cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 11.15 to be "participating in the servicing function" within the meaning of Item
1122 of Regulation AB, to deliver to the Owner, the Master Servicer, the Securities Administrator and
any Depositor an assessment of compliance and accountants' attestation as and when provided in Section
6.09.

         Section 6.10.     Intent of the Parties; Reasonableness.

         The Owner and the Servicer acknowledge and agree that a purpose of clause (g) of Article III,
Sections 5.02, 6.04, 6.09 and 10.02 of this Agreement is to facilitate compliance by the Owner and any
Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Owner, the Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the
Commission thereunder. The Servicer acknowledges that interpretations of the requirements of Regulation
AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of
Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Mortgage
Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

                                               ARTICLE VII
                                    REPORTS TO BE PREPARED BY SERVICER

         Section 7.01.  Servicer Shall Provide Information as Reasonably Required.

         The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement.  The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the
Servicer is required to supply such report or information pursuant to any other section of this
Agreement, or (ii) the report or information has been requested in connection with Internal Revenue
Service or other regulatory agency requirements.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this
Agreement.

                                               ARTICLE VIII
                                               THE SERVICER

         Section 8.01.  Indemnification; Third Party Claims.

         The Servicer agrees to indemnify the Owner, its successors and assigns, any agent of the Owner, and the Master Servicer, and hold each of such Persons harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Person may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein.  The
Servicer shall immediately notify the Owner or other indemnified Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and such other Indemnified Person and with counsel reasonably satisfactory to the Owner and such Person) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other indemnified Person in respect of such claim but failure to so notify the Owner and such other indemnified Person shall not limit its obligations hereunder.  The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner and such other indemnified
Person unless such settlement includes an unconditional release of the Owner and such other indemnified
Person from all liability that is the subject matter of such claim.  The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 8.02.  Merger or Consolidation of the Servicer.

         The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a
HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

         Section 8.03.  Limitation on Liability of the Servicer and Others.

         Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of gross negligence or any breach of the terms and conditions of this Agreement.  The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting any matters arising hereunder.  The
Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto.  In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Custodial Account pursuant to Section 4.05.

         Section 8.04.  Servicer Not to Resign.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner.  No such resignation shall become effective until a successor shall have assumed the
Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01.

         Section 8.05.  No Transfer of Servicing.

         With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the
Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which approval shall not be unreasonably withheld; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the
Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and
(ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $25,000,000 and (iii) such affiliate shall deliver to the
Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                                ARTICLE IX
                                                 DEFAULT

         Section 9.01.  Events of Default.

         In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

         (i)      any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for one (1) Business Day after written notice thereof (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the
Business Day on which such payment was due); or

         (ii)     any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement
(other than those described in clause (ix) hereof), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the
Servicer by the Owner; or

         (iii)    a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (iv)     the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

         (v)      the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
or

         (vi)     the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the date hereof)
as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

         (vii)    the Servicer attempts to assign its right to servicing compensation hereunder or the
Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

         (viii)   the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder; or

         (ix)     failure by the Servicer to duly perform, within the required time period, its obligations under Section 6.04, 6.09 or any of clauses (v) through (viii) of Section 10.02;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the
Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under
Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer (and if the Servicer is servicing any of the
Mortgage Loans in a Pass-Through Transfer, appoint a successor servicer reasonably acceptable to the
Master Servicer for such Pass-Through Transfer) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.  On or after the receipt by the
Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01.  Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing
Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the
Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the
Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO
Property.

         The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer, if the termination and/or transfer of servicing is for cause related to a servicer default. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

         Section 9.02.  Waiver of Defaults.

         The Owner may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                ARTICLE X
                                               TERMINATION

         Section 10.01.  Termination.

         The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or
(ii) by mutual consent of the Servicer and the Owner in writing; or (iii) termination by the Owner pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and
Monthly Advances.

         Section 10.02.    Cooperation of Servicer with a Reconstitution.

         The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, on or after the related closing date, on one or more dates (each a "Reconstitution Date") at the Owner's sole option, the Owner may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third party purchasers in one or more in whole loan transfers (each, a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other entities to be formed as part of one or more Pass-Through
Transfers.

         The Servicer agrees to execute in connection with any agreements among the Owner, the Servicer, and any servicer in connection with a Whole Loan Transfer, an assignment, assumption and recognition agreement, or, at Owner's request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties.  It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Servicer than are contained in this Agreement.

         With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the
Owner, the Servicer agrees (1) to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all
Reconstitution Agreements required by the Owner; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution
(each, a "Reconstitution Date").

         In addition, the Servicer shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:

         (i)      any and all information and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner or any such other participant shall request upon reasonable demand;

         (ii)     such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably agreed upon by the Servicer and the Owner or any such other participant;

         (iii)    within 5 Business Days after request by the Owner, the information with respect to the
Servicer (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion.  In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Servicer shall provide the information required pursuant to this clause with respect to the Subservicer;

         (iv)     within 5 Business Days after request by the Owner,

                  (a) information regarding any legal proceedings pending (or known to be contemplated)
against the Servicer (as servicer) and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion,

                  (b) information regarding affiliations with respect to the Servicer (as servicer) and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by
Owner in its sole discretion, and

                  (c) information regarding relationships and transactions with respect to the Servicer
(as servicer) and each Subservicer as required by Item 1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion;

         (v)      for the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to)
(i) provide prompt notice to the Owner, the Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Servicer or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this
Section (and any other parties identified in writing by the requesting party) with respect to such
Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution
Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the Servicer, and (E) the Servicer's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer's obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships;

         (vi)     as a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the
Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, the Master
Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y)
in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (vii)    in addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Pass-Through Transfer that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                  (A)      any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time
(Item 1121(a)(11) of Regulation AB);

                  (B)      material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                  (C)      information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item
1121(a)(14) of Regulation AB); and

         (viii)   the Servicer shall provide to the Owner, the Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such
Subservicer's performance hereunder.

         In the event of a conflict or inconsistency between the terms of Exhibit I and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

         The Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through Transfer: each issuing entity; each Person (including, but not limited to, the Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the
Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

         (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants' letter or other material provided under this
Section 10.02 by or on behalf of the Servicer, or provided under this Section 10.02, Sections 6.04 and
6.09 and by or on behalf of any Subservicer or Subcontractor (collectively, the "Servicer Information"), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

         (ii) any breach by the Servicer of its obligations under this Section 10.02, including particularly any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 10.02, including any failure by the Servicer to identify pursuant to Section 11.15 any
Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation
AB;

         (iii) any breach by the Servicer of a representation or warranty set forth in Section Article
III or in a writing furnished pursuant to clause (h) of Article III and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to clause (h) of Article III to the extent made as of a date subsequent to such closing date; or

         (iv) the negligence bad faith or willful misconduct of the Servicer in connection with its performance under this Section 10.02.

         If the indemnification provided for herein is unavailable or insufficient to hold harmless an
Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such
Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified
Party on the one hand and the Servicer on the other.

         In the case of any failure of performance described above, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such
Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d)
under the Exchange Act with respect to such Pass-Through Transfer, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered pursuant to this Section or Section 6.04 or Section 6.09 as required by the
Servicer, any Subservicer or any Subcontractor.

         This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

         All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass Through
Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

         Section 10.03.  Master Servicer.

         The Servicer,  including any successor  servicer  hereunder,  shall be subject to the supervision of the Master  Servicer,  which Master  Servicer  shall be obligated to ensure that the Servicer  services the Mortgage Loans in accordance with the provisions of this  Agreement.  The Master  Servicer,  acting on behalf of the Owner,  shall have the same rights as the Owner to enforce the  obligations  of the Servicer under this  Agreement.  The Master  Servicer shall be entitled to terminate the rights and  obligations of the  Servicer  under this  Agreement  upon the failure of the  Servicer to perform any of its  obligations under this  Agreement  if such failure  constitutes  an Event of Default as provided in Article IX of this
Agreement.  Notwithstanding  anything to the contrary,  in no event shall the Master  Servicer  assume any of the obligations of the Owner under this Agreement.

                                                ARTICLE XI
                                         MISCELLANEOUS PROVISIONS

         Section 11.01.  Successor to the Servicer.

         Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the
Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this
Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this
Agreement.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree.  In the event that the Servicer's duties, responsibilities and liabilities under this
Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the
Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the
Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

         The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the
Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the
Servicer shall account for all funds.  The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the
Servicer.  The successor shall make such arrangements as it may deem appropriate to reimburse the
Servicer for unrecovered Monthly Advances and Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

         Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

         All reasonable costs and expenses incurred in connection with replacing the Servicer upon its resignation or the termination of the Servicer in accordance with the terms of this Agreement, including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an Event of
Default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement, shall be payable on demand by the resigning or terminated Servicer without any right of reimbursement therefor.

         Section 11.02.  Amendment.

         This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

         Section 11.03.  Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the
Owner's expense on direction of the Owner accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

         Section 11.04.  Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE
STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.  THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05.  Notices.

         Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

                  (i)      if to the Servicer:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX 75067
                           Attention: President or General Counsel
                           Facsimile: (469) 759-4714

                  (ii)     if to the Owner:

                           Bear, Stearns & Co. Inc.
                           383 Madison Ave.
                           New York, New York 10179
                           Attention:  Global Credit Administration
                           Telecopier No.:  (212) 272-5591

                  (iii)    if to the Master Servicer:

                           Wells Fargo Bank, National Association
                           P.O. Box 98
                           Columbia, Maryland 21046
                           Attention:  Master Servicing - Bear Stearns ALT-A Trust 2006-8

                           And for overnight delivery to:

                           Wells Fargo Bank, National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention:  Master Servicing - Bear Stearns ALT-A Trust 2006-8
                           Telecopier No.:  (410) 715-2380

or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 11.06.  Severability of Provisions.

         Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this
Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 11.07.  Exhibits

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 11.08.  General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i)      the terms defined in this Agreement have the meanings assigned to them in this
Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (ii)     accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (iii)    references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections,
Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (v)      the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (vi)     the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 11.09.  Reproduction of Documents.

         This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.10.  Confidentiality of Information.

         Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party.
Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

         Section 11.11.  Assignment by the Owner.

         The Owner shall have the right, without the consent of the Servicer hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans.  In no event shall Owner sell a partial interest in any Mortgage Loan.  All references to the Owner in this Agreement shall be deemed to include its assignees or designees.  It is understood and agreed between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

         Section 11.12.  No Partnership.

         Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

         Section 11.13.  Execution, Successors and Assigns.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 8.05, this
Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

         Section 11.14.  Entire Agreement.

         Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein.  This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

         Section 11.15. Use of Subservicers and Subcontractors.

         (a)      The Servicer  shall not hire or otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Servicer as servicer  under this  Agreement or any  Reconstitution
Agreement  unless the  Servicer  complies  with the  provisions  of  paragraph  (b) of this  Section.  The
Servicer shall not hire or otherwise utilize the services of any  Subcontractor,  and shall not permit any
Subservicer  to hire or  otherwise  utilize  the  servicers  of any  Subcontractor,  to fulfill any of the obligations of the Servicer as servicer under this Agreement or any  Reconstitution  Agreement  unless the
Servicer  complies with the  provisions  of paragraph  (d) of this  Section.  The Servicer must notify the
Owner,  the Master  Servicer  and any  Depositor  in writing of any  affiliations  or  relationships  that develop following the closing date between the Servicer or any Subservicer.

         (b)      The Servicer shall cause any  Subservicer  used by the Servicer (or by any  Subservicer)
for the benefit of the Owner and any  Depositor  to comply with the  provisions  of this  Section and with clauses (g) and (j) of Article III,  Sections  6.04,  6.09 and 10.02 of this  Agreement to the same extent as if such  Subservicer  were the Owner,  and to provide the  information  required  with  respect to such
Subservicer  under Section  3.01(i) of this  Agreement.  The Servicer shall be  responsible  for obtaining from each  Subservicer  and  delivering  to the Owner,  the Master  Servicer and any  Depositor any Annual
Statement  of  Compliance  required  to be  delivered  by such  Subservicer  under  Section  6.04(a),  any
Assessment  of  Compliance  and  Attestation  Report  required to be delivered by such  Subservicer  under
Section  6.09,  any  Annual  Certification  required  under  Section  6.04(b),  any  Additional  Form 10-D
Disclosure and any Form 8-K Disclosure Information, as and when required to be delivered.

         (c)      The Servicer shall promptly upon request  provide to the Owner,  the Master Servicer and any Depositor (or any designee of the  Depositor,  such as an  administrator)  a written  description  (in form and substance  satisfactory  to the Owner,  the Master  Servicer and such  Depositor) of the role and function of each  Subcontractor  utilized by the Servicer or any Subservicer,  specifying (i) the identity of each  such  Subcontractor,  (ii)  which  (if  any) of such  Subcontractors  are  "participating  in the servicing  function"  within the meaning of Item 1122 of  Regulation  AB, and (iii) which  elements of the
Servicing  Criteria  will be  addressed  in  assessments  of  compliance  provided  by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any  Subcontractor  determined to be "participating in the  servicing  function"  within the meaning of Item 1122 of Regulation  AB, the Servicer  shall cause any such  Subcontractor  used by the Servicer (or by any Subservicer) for the benefit of the Owner and any
Depositor to comply with the  provisions of Sections  6.07 and 10.02 of this  Agreement to the same extent as if such  Subcontractor  were the Servicer.  The Servicer shall be  responsible  for obtaining from each
Subcontractor  and delivering to the Owner and any Depositor any Assessment of Compliance and  Attestation
Report and other certificates  required to be delivered by such Subservicer and such  Subcontractor  under
Section 6.09 (and any Annual  Certification  required  under  Section  6.09(b)),  in each case as and when required to be delivered.

         11.16.   Third Party Beneficiary

         For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

         IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

                                      EMC MORTGAGE CORPORATION
                                      Servicer

                                      By:

                                      Name:
                                      Title:

                                      STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                      Owner

                                            By:__________________________________

                                            Name:

                                            Title:

                                                EXHIBIT A

                                          MORTGAGE LOAN SCHEDULE

                                         [Provided Upon Request]

                                                EXHIBIT B

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT
                                                  (date)

To:______________________
_________________________
_________________________
(the "Depository")

         As "Servicer" under the Servicing Agreement, dated as of December 1, 2006, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section
4.04 of the Agreement, to be designated as "BSALTA 2006-8 Custodial Account, in trust for SAMI II, Owner of Whole Loan Mortgages, and various Mortgagors."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                          By:____________________

                          Name:__________________

                          Title:_________________

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the
Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted
Investments as defined in the Agreement.

                          [                  ]

                          (name of Depository)

                          By:____________________

                          Name:__________________

                          Title:_________________

                                                EXHIBIT C

                                     ESCROW ACCOUNT LETTER AGREEMENT

                                                  (date)

To:___________________________
______________________________
______________________________
(the "Depository")

         As "Servicer" under the Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "BSALTA 2006-8 Escrow Account, in trust for SAMI II, Owner of
Whole Loan Mortgages, and various Mortgagors."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                          By:____________________

                          Name:__________________

                          Title:_________________

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the
Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted
Investments as defined in the Agreement.

                          [                  ]

                          (name of Depository)

                          By:____________________

                          Name:__________________

                          Title:_________________

                                                EXHIBIT D

                                     REQUEST FOR RELEASE OF DOCUMENTS

         To:      Wells Fargo Bank, National Association

                  1015 10th Avenue S.E.

                  Mpls., MN  55414

                  Attn:  ________________

         Re:      Custodial  Agreement  dated as of November  30, 1999,  between EMC Mortgage  Corporation and Wells Fargo Bank, National Association, as Custodian

         In  connection  with the  administration  of the Mortgage  Loans held by you as Custodian for the
Owner pursuant to the above-captioned  Custody Agreement,  we request the release,  and hereby acknowledge receipt,  of the  Custodian's  Mortgage  File  for the  Mortgage  Loan  described  below,  for the  reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

         Reason for Requesting Documents (check one):

         _______           1.       Mortgage Paid in Full

         _______           2.       Foreclosure

         _______           3.       Substitution

         _______           4.       Other Liquidation (Repurchases, etc.)

         _______           5.       Nonliquidation  [Reason:_______________________________]

         Address to which Custodian should

         Deliver the Custodian's Mortgage File:

__________________________________________

__________________________________________

__________________________________________

By:_______________________________________

(authorized signer)

Issuer:_____________________________________

Address:___________________________________
        ___________________________________

Date:______________________________________

Custodian

         Wells Fargo Bank, National Association

         Please acknowledge the execution of the above request by your signature and date below:

         ____________________________________                          _________________

         Signature                                                     Date

         Documents returned to Custodian:

         ____________________________________                          _________________

         Custodian                                                     Date

                                                          EXHIBIT E

                                               REPORTING DATA FOR MONTHLY REPORT

                                             Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment            Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

                                                EXHIBIT F

                                    REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

(a)      Column/Header Name            (b)      (b)   Description      (c)      Decimal    (d)       Format Comment
(e)      SERVICER_LOAN_NBR             (f)      A    unique    number  (g)                 (h)
                                               assigned  to a loan by
                                               the   Servicer.   This
                                               may be different  than
                                               the LOAN_NBR
(i)      LOAN_NBR                      (j)      A  unique  identifier  (k)                 (l)
                                               assigned  to each loan
                                               by the originator.
(m)      CLIENT_NBR                    (n)      Servicer       Client  (o)                 (p)
                                               Number
(q)      SERV_INVESTOR_NBR             (r)      Contains   a   unique  (s)                 (t)
                                               number as  assigned by
                                               an  external  servicer
                                               to  identify  a  group
                                               of   loans   in  their
                                               system.
(u)      BORROWER_FIRST_NAME           (v)      First   Name  of  the  (w)                 (x)
                                               Borrower.
(y)      BORROWER_LAST_NAME            (z)      Last   name   of  the  (aa)                (bb)
                                               borrower.
(cc)     PROP_ADDRESS                  (dd)     Street    Name    and  (ee)                (ff)
                                               Number of Property
(gg)     PROP_STATE                    (hh)     The  state  where the  (ii)                (jj)
                                               property located.
(kk)     PROP_ZIP                      (ll)     Zip  code  where  the  (mm)                (nn)
                                               property is located.
(oo)     BORR_NEXT_PAY_DUE_DATE        (pp)     The  date   that  the  (qq)                (rr)     MM/DD/YYYY
                                               borrower's        next
                                               payment  is due to the
                                               servicer  at  the  end
                                               of  processing  cycle,
                                               as     reported     by
                                               Servicer.
(ss)     LOAN_TYPE                     (tt)     Loan Type (i.e.  FHA,  (uu)                (vv)
                                               VA, Conv)
(ww)     BANKRUPTCY_FILED_DATE         (xx)     The       date      a  (yy)                (zz)     MM/DD/YYYY
                                               particular  bankruptcy
                                               claim was filed.
(aaa)    BANKRUPTCY_CHAPTER_CODE       (bbb)    The   chapter   under  (ccc)               (ddd)
                                               which  the  bankruptcy
                                               was filed.
(eee)    BANKRUPTCY_CASE_NBR           (fff)    The    case    number  (ggg)               (hhh)
                                               assigned  by the court
                                               to   the    bankruptcy
                                               filing.
(iii)    POST_PETITION_DUE_DATE        (jjj)    The  payment due date  (kkk)               (lll)    MM/DD/YYYY
                                               once  the   bankruptcy
                                               has been  approved  by
                                               the courts
(mmm)    BANKRUPTCY_DCHRG_DISM_DATE    (nnn)    The  Date The Loan Is  (ooo)               (ppp)    MM/DD/YYYY
                                               Removed           From
                                               Bankruptcy.  Either by
                                               Dismissal,  Discharged
                                               and/or  a  Motion  For
                                               Relief Was Granted.
(qqq)    LOSS_MIT_APPR_DATE            (rrr)    The   Date  The  Loss  (sss)               (ttt)    MM/DD/YYYY
                                               Mitigation         Was
                                               Approved     By    The
                                               Servicer
(uuu)    LOSS_MIT_TYPE                 (vvv)    The   Type   Of  Loss  (www)               (xxx)
                                               Mitigation    Approved
                                               For A Loan Such As;
(yyy)    LOSS_MIT_EST_COMP_DATE        (zzz)    The   Date  The  Loss  (aaaa)              (bbbb)   MM/DD/YYYY
                                               Mitigation   /Plan  Is
                                               Scheduled To End/Close
(cccc)   LOSS_MIT_ACT_COMP_DATE        (dddd)   The   Date  The  Loss  (eeee)              (ffff)   MM/DD/YYYY
                                               Mitigation          Is
                                               Actually Completed
(gggg)   FRCLSR_APPROVED_DATE          (hhhh)   The   date  DA  Admin  (iiii)              (jjjj)   MM/DD/YYYY
                                               sends a letter  to the
                                               servicer          with
                                               instructions  to begin
                                               foreclosure
                                               proceedings.
(kkkk)   ATTORNEY_REFERRAL_DATE        (llll)   Date     File     Was  (mmmm)              (nnnn)   MM/DD/YYYY
                                               Referred  To  Attorney
                                               to Pursue Foreclosure
(oooo)   FIRST_LEGAL_DATE              (pppp)   Notice  of 1st  legal  (qqqq)              (rrrr)   MM/DD/YYYY
                                               filed  by an  Attorney
                                               in    a    Foreclosure
                                               Action
(ssss)   FRCLSR_SALE_EXPECTED_DATE     (tttt)   The  date by  which a  (uuuu)              (vvvv)   MM/DD/YYYY
                                               foreclosure   sale  is
                                               expected to occur.
(wwww)   FRCLSR_SALE_DATE              (xxxx)   The  actual  date  of  (yyyy)              (zzzz)   MM/DD/YYYY
                                               the foreclosure sale.
(aaaaa)  FRCLSR_SALE_AMT               (bbbbb)  The      amount     a  (ccccc)      2      (ddddd)  No    commas(,)    or
                                               property  sold  for at                        dollar signs ($)
                                               the foreclosure sale.
(eeeee)  EVICTION_START_DATE           (fffff)  The      date     the  (ggggg)             (hhhhh)  MM/DD/YYYY
                                               servicer     initiates
                                               eviction     of    the
                                               borrower.
(iiiii)  EVICTION_COMPLETED_DATE       (jjjjj)  The  date  the  court  (kkkkk)             (lllll)  MM/DD/YYYY
                                               revokes          legal
                                               possession    of   the
                                               property    from   the
                                               borrower.
(mmmmm)  LIST_PRICE                    (nnnnn)  The  price  at  which  (ooooo)      2      (ppppp)  No    commas(,)    or
                                               an  REO   property  is                        dollar signs ($)
                                               marketed.
(qqqqq)  LIST_DATE                     (rrrrr)  The   date   an   REO  (sssss)             (ttttt)  MM/DD/YYYY
                                               property  is listed at
                                               a particular price.
(uuuuu)  OFFER_AMT                     (vvvvv)  The  dollar  value of  (wwwww)      2      (xxxxx)  No    commas(,)    or
                                               an  offer  for  an REO                        dollar signs ($)
                                               property.
(yyyyy)  OFFER_DATE_TIME               (zzzzz)  The  date an offer is  (aaaaaa)            (bbbbbb) MM/DD/YYYY
                                               received  by DA  Admin
                                               or by the Servicer.
(cccccc) REO_CLOSING_DATE              (dddddd) The   date   the  REO  (eeeeee)            (ffffff) MM/DD/YYYY
                                               sale  of the  property
                                               is scheduled to close.
(gggggg) REO_ACTUAL_CLOSING_DATE       (hhhhhh) Actual  Date  Of  REO  (iiiiii)            (jjjjjj) MM/DD/YYYY
                                               Sale
(kkkkkk) OCCUPANT_CODE                 (llllll) Classification     of  (mmmmmm)            (nnnnnn)
                                               how  the  property  is
                                               occupied.
(oooooo) PROP_CONDITION_CODE           (pppppp) A      code      that  (qqqqqq)            (rrrrrr)
                                               indicates          the
                                               condition    of    the
                                               property.
(ssssss) PROP_INSPECTION_DATE          (tttttt) The  date a  property  (uuuuuu)            (vvvvvv) MM/DD/YYYY
                                               inspection          is
                                               performed.
(wwwwww) APPRAISAL_DATE                (xxxxxx) The      date     the  (yyyyyy)            (zzzzzz) MM/DD/YYYY
                                               appraisal was done.
(aaaaaaa)         CURR_PROP_VAL        (bbbbbbb)          The          (ccccccc)           (ddddddd)
                                               current  "as is" value           2
                                               of the property  based
                                               on    brokers    price
                                               opinion or appraisal.
(eeeeeee)         REPAIRED_PROP_VAL    (fffffff)         The   amount  (ggggggg)           (hhhhhhh)
                                               the property  would be           2
                                               worth if  repairs  are
                                               completed  pursuant to
                                               a    broker's    price
                                               opinion or appraisal.
(iiiiiii)         If applicable:       (jjjjjjj)                       (kkkkkkk)           (lllllll)
(mmmmmmm)         DELINQ_STATUS_CODE   (nnnnnnn)         FNMA    Code  (ooooooo)           (ppppppp)
                                               Describing  Status  of
                                               Loan
(qqqqqqq)         DELINQ_REASON_CODE   (rrrrrrr)         The           (sssssss)           (ttttttt)
                                               circumstances    which
                                               caused a  borrower  to
                                               stop   paying   on   a
                                               loan.             Code
                                               indicates  the  reason
                                               why  the  loan  is  in
                                               default    for    this
                                               cycle.
(uuuuuuu)         MI_CLAIM_FILED_DATE  (vvvvvvv)         Date          (wwwwwww)           (xxxxxxx)         MM/DD/YYYY
                                               Mortgage     Insurance
                                               Claim Was  Filed  With
                                               Mortgage     Insurance
                                               Company.
(yyyyyyy)         MI_CLAIM_AMT         (zzzzzzz)         Amount    of  (aaaaaaaa)          (bbbbbbbb)        No
                                               Mortgage     Insurance                        commas(,)  or  dollar  signs
                                               Claim Filed                                   ($)
(cccccccc)        MI_CLAIM_PAID_DATE   (dddddddd)        Date          (eeeeeeee)          (ffffffff)        MM/DD/YYYY
                                               Mortgage     Insurance
                                               Company      Disbursed
                                               Claim Payment
(gggggggg)        MI_CLAIM_AMT_PAID    (hhhhhhhh)        Amount        (iiiiiiii)          (jjjjjjjj)        No
                                               Mortgage     Insurance           2            commas(,)  or  dollar  signs
                                               Company Paid On Claim                         ($)
(kkkkkkkk)                             (llllllll)        Date   Claim  (mmmmmmmm)          (nnnnnnnn)        MM/DD/YYYY
          POOL_CLAIM_FILED_DATE                Was  Filed  With  Pool
                                               Insurance Company
(oooooooo)        POOL_CLAIM_AMT       (pppppppp)        Amount    of  (qqqqqqqq)          (rrrrrrrr)        No
                                               Claim  Filed With Pool           2            commas(,)  or  dollar  signs
                                               Insurance Company                             ($)
(ssssssss)                             (tttttttt)        Date   Claim  (uuuuuuuu)          (vvvvvvvv)        MM/DD/YYYY
          POOL_CLAIM_PAID_DATE                 Was  Settled  and  The
                                               Check  Was  Issued  By
                                               The Pool Insurer
(wwwwwwww)        POOL_CLAIM_AMT_PAID  (xxxxxxxx)        Amount  Paid  (yyyyyyyy)          (zzzzzzzz)        No
                                               On   Claim   By   Pool           2            commas(,)  or  dollar  signs
                                               Insurance Company                             ($)
(aaaaaaaaa)                            (bbbbbbbbb)        Date    FHA  (ccccccccc)         (ddddddddd)       MM/DD/YYYY
          FHA_PART_A_CLAIM_FILED_DATE          Part   A   Claim   Was
                                               Filed With HUD
(eeeeeeeee)                            (fffffffff)        Amount   of  (ggggggggg)         (hhhhhhhhh)       No
          FHA_PART_A_CLAIM_AMT                 FHA Part A Claim Filed           2            commas(,)  or  dollar  signs
                                                                                             ($)
(iiiiiiiii)                            (jjjjjjjjj)        Date    HUD  (kkkkkkkkk)         (lllllllll)       MM/DD/YYYY
          FHA_PART_A_CLAIM_PAID_DATE           Disbursed    Part    A
                                               Claim Payment
(mmmmmmmmm)                            (nnnnnnnnn)        Amount  HUD  (ooooooooo)         (ppppppppp)       No
          FHA_PART_A_CLAIM_PAID_AMT            Paid on Part A Claim             2            commas(,)  or  dollar  signs
                                                                                             ($)
(qqqqqqqqq)                            (rrrrrrrrr)         Date   FHA  (sssssssss)         (ttttttttt)       MM/DD/YYYY
          FHA_PART_B_CLAIM_FILED_DATE          Part   B   Claim   Was
                                               Filed With HUD
(uuuuuuuuu)                            (vvvvvvvvv)         Amount  of  (wwwwwwwww)         (xxxxxxxxx)       No
          FHA_PART_B_CLAIM_AMT                 FHA Part B Claim Filed           2            commas(,)  or  dollar  signs
                                                                                             ($)
(yyyyyyyyy)                            (zzzzzzzzz)          Date  HUD  (aaaaaaaaaa)        (bbbbbbbbbb)      MM/DD/YYYY
          FHA_PART_B_CLAIM_PAID_DATE           Disbursed    Part    B
                                               Claim Payment
(cccccccccc)                           (dddddddddd)       Amount  HUD  (eeeeeeeeee)        (ffffffffff)      No
          FHA_PART_B_CLAIM_PAID_AMT            Paid on Part B Claim             2            commas(,)  or  dollar  signs
                                                                                             ($)
(gggggggggg)      VA_CLAIM_FILED_DATE  (hhhhhhhhhh)       Date     VA  (iiiiiiiiii)        (jjjjjjjjjj)      MM/DD/YYYY
                                               Claim Was  Filed  With
                                               the Veterans Admin
(kkkkkkkkkk)      VA_CLAIM_PAID_DATE   (llllllllll)       Date         (mmmmmmmmmm)        (nnnnnnnnnn)      MM/DD/YYYY
                                               Veterans        Admin.
                                               Disbursed   VA   Claim
                                               Payment
(oooooooooo)      VA_CLAIM_PAID_AMT    (pppppppppp)       Amount       (qqqqqqqqqq)        (rrrrrrrrrr)      No
                                               Veterans  Admin.  Paid           2            commas(,)  or  dollar  signs
                                               on VA Claim                                   ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

o        ASUM-   Approved Assumption
o        BAP-    Borrower Assistance Program
o        CO-     Charge Off
o        DIL-    Deed-in-Lieu
o        FFA-    Formal Forbearance Agreement
o        MOD-    Loan Modification
o        PRE-    Pre-Sale
o        SS-     Short Sale
o        MISC-   Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

o        Mortgagor
o        Tenant
o        Unknown
o        Vacant

The Property Condition field should show the last reported condition of the property as follows:

o        Damaged
o        Excellent
o        Fair
o        Gone
o        Good
o        Poor
o        Special Hazard
o        Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                                62             Veteran's Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                                63             Veteran's Affairs-Refund
                      ------------------------ -------------------------------------------------------
                                64             Veteran's Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

                                                     EXHIBIT G

                                          FORM OF SERVICER CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

         I, ____________________________, the _______________________ of [NAME OF COMPANY] (the
"Company"), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities
Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

         I have reviewed the servicer compliance statement of the Company provided in accordance with
Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing
Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the
registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and
15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all
servicing reports, Officer's Certificates and other information relating to the servicing of the
Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor]
[Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the
"Company Servicing Information");

         Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

         Based on my knowledge, all of the Company Servicing Information required to be provided by the
Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities
Administrator] [Trustee];

         I am responsible for reviewing the activities performed by the Company as servicer under the
Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance
Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the
Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

         The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any
Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master
Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the
[Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                                EXHIBIT H

                                         SUMMARY OF REGULATION AB
                                            SERVICING CRITERIA

         NOTE: This Exhibit H is provided for convenience of reference only.  In the event of a conflict or inconsistency between the terms of this Exhibit H and the text of Regulation AB, the text of
Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(b)      General servicing considerations.

(1)      Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.

(2)      If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

(3)      Any  requirements in the transaction  agreements to maintain a back-up  servicer for the mortgage loans are maintained.

(4)      A fidelity bond and errors and omissions  policy is in effect on the party  participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required by and otherwise in accordance with the terms of the transaction agreements.

(c)      Cash collection and administration.

(1)      Payments on mortgage  loans are  deposited  into the  appropriate  custodial  bank  accounts  and related bank clearing accounts no more than two business days following  receipt,  or such other number of days specified in the transaction agreements.

(2)      Disbursements  made via wire  transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(3)      Advances of funds or  guarantees  regarding  collections,  cash flows or  distributions,  and any interest or other fees  charged for such  advances,  are made,  reviewed  and approved as specified in the transaction agreements.

(4)      The related accounts for the transaction,  such as cash reserve accounts or accounts  established as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to  commingling of cash) as set forth in the transaction agreements.

(5)      Each custodial account is maintained at a federally insured  depository  institution as set forth
in  the  transaction   agreements.   For  purposes  of  this  criterion,   "federally  insured  depository
institution"  with respect to a foreign financial  institution means a foreign financial  institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(6)      Unissued checks are safeguarded so as to prevent unauthorized access.

(7)      Reconciliations  are prepared on a monthly  basis for all  asset-backed  securities  related bank accounts,  including  custodial accounts and related bank clearing  accounts.  These  reconciliations  are
(A)  mathematically  accurate;  (B) prepared within 45 calendar days after the bank statement cutoff date, or such other  number of days  specified  in the  transaction  agreements;  (C)  reviewed  and approved by someone  other  than the  person  who  prepared  the  reconciliation;  and (D)  contain  explanations  for reconciling items.

(d)      Investor remittances and reporting.

(1)      Reports  to  investors,  including  those to be filed  with the  Commission,  are  maintained  in accordance with the transaction  agreements and applicable  Commission  requirements.  Specifically,  such reports (A) are  prepared  in  accordance  with  timeframes  and other terms set forth in the  transaction agreements;  (B) provide information  calculated in accordance with the terms specified in the transaction agreements;  (C) are filed with the  Commission  as required by its rules and  regulations;  and (D) agree with investors' or the trustee's  records as to the total unpaid principal  balance and number of mortgage loans serviced by the Servicer.

(2)      Amounts due to investors are allocated and remitted in accordance with  timeframes,  distribution priority and other terms set forth in the transaction agreements.

(3)      Disbursements  made to an  investor  are  posted  within  two  business  days  to the  Servicer's investor records, or such other number of days specified in the transaction agreements.

(4)      Amounts  remitted to investors per the investor  reports agree with  cancelled  checks,  or other form of payment, or custodial bank statements.

(e)      Mortgage Loan administration.

(1)      Collateral  or  security  on  mortgage  loans  is  maintained  as  required  by  the  transaction agreements or related mortgage loan documents.

(2)      Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(3)      Any additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(4)      Payments on mortgage loans,  including any payoffs,  made in accordance with the related mortgage loan  documents are posted to the  Servicer's  obligor  records  maintained no more than two business days after receipt,  or such other number of days  specified in the  transaction  agreements,  and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(5)      The  Servicer's  records  regarding  the mortgage  loans agree with the  Servicer's  records with respect to an obligor's unpaid principal balance.

(6)      Changes  with  respect  to the  terms or  status  of an  obligor's  mortgage  loans  (e.g.,  loan modifications  or re-agings) are made,  reviewed and approved by authorized  personnel in accordance  with the transaction agreements and related mortgage loan documents.

(7)      Loss mitigation or recovery actions (e.g.,  forbearance  plans,  modifications  and deeds in lieu of foreclosure,  foreclosures and repossessions,  as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(8)      Records  documenting  collection  efforts  are  maintained  during the period a mortgage  loan is delinquent  in  accordance  with the  transaction  agreements.  Such records are  maintained on at least a monthly basis,  or such other period  specified in the transaction  agreements,  and describe the entity's activities in monitoring  delinquent  mortgage  loans  including,  for example,  phone calls,  letters and
payment   rescheduling   plans  in  cases  where  delinquency  is  deemed  temporary  (e.g.,   illness  or
unemployment).

(9)      Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable  rates are computed based on the related mortgage loan documents.

(10)     Regarding  any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's mortgage loan documents,  on at least an annual basis, or such other period  specified in the  transaction  agreements;  (B) interest on such funds is paid, or credited, to obligors in accordance with  applicable  mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related  mortgage  loans, or such other number of days specified in the transaction agreements.

(11)     Payments made on behalf of an obligor  (such as tax or insurance  payments) are made on or before the related  penalty or  expiration  dates,  as  indicated  on the  appropriate  bills or notices for such payments,  provided  that such support has been  received by the Servicer at least 30 calendar  days prior to these dates, or such other number of days specified in the transaction agreements.

(12)     Any late  payment  penalties  in  connection  with any payment to be made on behalf of an obligor are paid from the  Servicer's  funds and not charged to the  obligor,  unless the late  payment was due to the obligor's error or omission.

(13)     Disbursements  made on behalf of an obligor are posted  within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(14)     Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.

(15)     Any external  enhancement or other  support,  identified in Item  1114(a)(1)  through (3) or Item
1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                                EXHIBIT I

                             SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

         NOTE: This Exhibit I is provided for convenience of reference only.  In the event of a conflict or inconsistency between the terms of this Exhibit I and the text of Regulation AB, the text of
Regulation AB, its adopting release and other public statements of the SEC shall control.

         Item 1108(b) and (c)

         Provide the following information with respect to each servicer that will service, including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the
Pass-Through Transfer:

         -a description of the Owner's form of organization;

         -a  description  of how long the  Servicer  has been  servicing  residential  mortgage  loans;  a general  discussion  of the  Servicer's  experience  in  servicing  assets  of any  type as well as a more detailed  discussion of the Servicer's  experience  in, and procedures for the servicing  function it will perform  under  this  Agreement  and  any  Reconstitution  Agreements;  information  regarding  the  size, composition  and growth of the Servicer's  portfolio of mortgage loans of the type similar to the Mortgage
Loans and  information  on factors  related to the  Servicer  that may be material to any  analysis of the servicing of the Mortgage Loans or the related asset-backed securities,  as applicable,  including whether any default or servicing related  performance  trigger has occurred as to any other  securitization due to any act or failure to act of the Servicer,  whether any material  noncompliance with applicable  servicing criteria as to any other  securitization  has been  disclosed or reported by the Servicer,  and the extent of outsourcing the Servicer uses;

         -a  description  of any  material  changes  to  the  Servicer's  policies  or  procedures  in the servicing  function it will perform under this  Agreement and any  Reconstitution  Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding  the  Servicer's  financial  condition  to the  extent  that  there  is a material  risk  that the  effect  on one or more  aspects  of  servicing  resulting  from  such  financial condition  could have a material impact on the  performance of the securities  issued in the  Pass-Through
Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage
Loans, and the Servicer's processes and procedures designed to address such factors;

         -statistical  information  regarding  principal and interest advances made by the Servicer on the
Mortgage Loans and the Servicer's overall servicing portfolio for the past three years; and

         -the Owner's process for handling  delinquencies,  losses,  bankruptcies and recoveries,  such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1117

         -describe  any legal  proceedings  pending  against the Servicer or against any of its  property, including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

         Item 1119(a)

         -describe any  affiliations  of the  Servicer,  each other  originator of the Mortgage  Loans and each  Subservicer  with the  sponsor,  depositor,  issuing  entity,  trustee,  any  originator,  any other servicer,  any significant obligor,  enhancement or support provider or any other material parties related to the Pass-Through Transfer.

         Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding entered  into  outside of the  ordinary  course of business  or on terms  other than those  obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer,  between the
Servicer,  each  other  originator  of the  Mortgage  Loans  and each  Subservicer,  or  their  respective affiliates,  and the sponsor,  depositor or issuing  entity or their  respective  affiliates,  that exists currently  or has  existed  during the past two years,  that may be material  to the  understanding  of an investor in the securities issued in the Pass-Through Transfer.

         Item 1119(c)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material terms and  approximate  dollar  amount  involved,  between the Servicer,  each other  originator of the Mortgage
Loans and each Subservicer,  or their respective  affiliates and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

                                                EXHIBIT J

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

                                        SERVICING CRITERIA TO BE ADDRESSED
                                            IN ASSESSMENT OF COMPLIANCE
                                           (RMBS unless otherwise noted)

         Key:
         X - obligation

         Where  there are  multiple  checks  for  criteria  the  attesting  party will  identify  in their management  assertion  that they are  attesting  only to the  portion of the  distribution  chain they are responsible for in the related transaction agreements.

--------------------- --------------------------------------------------------------------------------------------- ---------------
RegAB Reference                Servicing Criteria                                                                   Servicers
--------------------- --------------------------------------------------------------------------------------------- ---------------

------------ ------------------------------------------------------------------------------------------------ -----------
                      General Servicing Considerations
------------ ------------------------------------------------------------------------------------------------ -----------

--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(1)(i)         Policies and  procedures  are  instituted to monitor any  performance  or other triggers and           X
                      events of default in accordance with the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(1)(ii)        If any  material  servicing  activities  are  outsourced  to  third  parties,  policies  and           X
                      procedures are instituted to monitor the third party's  performance and compliance with such servicing activities.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Any  requirements in the transaction  agreements to maintain a back-up servicer for the Pool
1122(d)(1)(iii)       Assets are maintained.
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(1)(iv)        A fidelity bond and errors and omissions  policy is in effect on the party  participating in           X
                      the servicing  function  throughout the reporting period in the amount of coverage  required by and otherwise in accordance with the terms of the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Cash Collection and Administration
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(2)(i)         Payments on pool assets are  deposited  into the  appropriate  custodial  bank  accounts and           X
                      related bank clearing  accounts no more than two business days  following  receipt,  or such other number of days specified in the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Disbursements  made via wire  transfer  on behalf of an obligor or to an  investor  are made           X
1122(d)(2)(ii)        only by authorized personnel.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Advances of funds or guarantees regarding collections, cash flows or distributions,  and any           X
                      interest  or other fees  charged  for such  advances,  are made,  reviewed  and  approved as
1122(d)(2)(iii)       specified in the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      The  related  accounts  for the  transaction,  such as cash  reserve  accounts  or  accounts           X
                      established as a form of over  collateralization,  are  separately  maintained  (e.g.,  with
1122(d)(2)(iv)        respect to commingling of cash) as set forth in the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Each custodial  account is maintained at a federally insured  depository  institution as set           X
                      forth in the  transaction  agreements.  For purposes of this criterion,  "federally  insured depository  institution"  with respect to a foreign  financial  institution  means a foreign financial  institution  that meets the  requirements  of Rule  13k-1(b)(1) of the Securities
1122(d)(2)(v)         Exchange Act.
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(2)(vi)        Unissued checks are safeguarded so as to prevent unauthorized access.                                  X
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(2)(vii)       Reconciliations  are prepared on a monthly  basis for all  asset-backed  securities  related           X
                      bank  accounts,  including  custodial  accounts and related bank  clearing  accounts.  These reconciliations are (A) mathematically  accurate; (B) prepared within 30 calendar days after the bank statement  cutoff date, or such other number of days  specified in the  transaction agreements;  (C)  reviewed  and  approved by someone  other than the person who prepared the reconciliation;  and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification,  or such other number of days specified in the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Investor Remittances and Reporting
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(3)(i)         Reports to investors,  including  those to be filed with the  Commission,  are maintained in           X
                      accordance  with  the  transaction   agreements  and  applicable  Commission   requirements.
                      Specifically,  such reports (A) are prepared in accordance  with  timeframes and other terms set forth in the transaction  agreements;  (B) provide information  calculated in accordance with the terms  specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;  and (D) agree with  investors'  or the trustee's records as to the total unpaid  principal  balance and number of Pool Assets serviced by the
                      Servicer.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Amounts  due to  investors  are  allocated  and  remitted  in  accordance  with  timeframes,           X
1122(d)(3)(ii)        distribution priority and other terms set forth in the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Disbursements  made to an investor  are posted  within two business  days to the  Servicer's           X
1122(d)(3)(iii)       investor records, or such other number of days specified in the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Amounts  remitted to investors per the investor  reports  agree with  cancelled  checks,  or           X
1122(d)(3)(iv)        other form of payment, or custodial bank statements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Pool Asset Administration
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(4)(i)         Collateral  or  security  on pool  assets  is  maintained  as  required  by the  transaction           X
                      agreements or related pool asset documents.
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(4)(ii)        Pool assets  and related documents are safeguarded as required by the transaction agreements           X
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(4)(iii)       Any additions,  removals or substitutions to the asset pool are made,  reviewed and approved           X
                      in accordance with any conditions or requirements in the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(4)(iv)        Payments on pool assets,  including any payoffs,  made in  accordance  with the related pool           X
                      asset  documents are posted to the Servicer's  obligor  records  maintained no more than two business  days after  receipt,  or such other number of days  specified  in the  transaction agreements,  and  allocated  to  principal,  interest  or  other  items  (e.g.,  escrow)  in accordance with the related pool asset documents.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      The  Servicer's  records  regarding the pool assets agree with the  Servicer's  records with           X
1122(d)(4)(v)         respect to an obligor's unpaid principal balance.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Changes  with  respect  to the terms or status  of an  obligor's  pool  assets  (e.g.,  loan           X
                      modifications  or  re-agings)  are made,  reviewed and approved by  authorized  personnel in
1122(d)(4)(vi)        accordance with the transaction agreements and related pool asset documents.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Loss mitigation or recovery actions (e.g.,  forbearance  plans,  modifications  and deeds in           X
                      lieu  of  foreclosure,   foreclosures  and  repossessions,  as  applicable)  are  initiated, conducted and concluded in accordance with the timeframes or other requirements  established
1122(d)(4)(vii)       by the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(4)(viii)      Records  documenting  collection  efforts are  maintained  during the period a pool asset is           X
                      delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis,  or such other period  specified in the transaction  agreements,  and describe the  entity's  activities  in  monitoring  delinquent  pool assets  including,  for example,  phone calls,  letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(4)(ix)        Adjustments  to interest  rates or rates of return for pool assets with  variable  rates are           X
                      computed based on the related pool asset documents.
--------------------- --------------------------------------------------------------------------------------------- --------------
1122(d)(4)(x)         Regarding any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds           X
                      are analyzed,  in accordance with the obligor's pool asset documents,  on at least an annual basis, or such other period  specified in the transaction  agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance  with applicable pool asset documents and state laws;  and (C) such funds are returned to the obligor  within 30 calendar  days of full  repayment of the related pool  assets,  or such other number of days  specified in the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Payments  made on behalf of an obligor  (such as tax or insurance  payments)  are made on or           X
                      before the related penalty or expiration  dates,  as indicated on the  appropriate  bills or notices for such  payments,  provided that such support has been received by the servicer at least 30 calendar days prior to these dates,  or such other number of days  specified in the
1122(d)(4)(xi)        transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Any late  payment  penalties  in  connection  with any  payment  to be made on  behalf of an           X
                      obligor are paid from the Servicer's  funds and not charged to the obligor,  unless the late
1122(d)(4)(xii)       payment was due to the obligor's error or omission.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Disbursements  made on behalf of an obligor  are  posted  within  two  business  days to the           X
                      obligor's records maintained by the servicer,  or such other number of days specified in the
1122(d)(4)(xiii)      transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Delinquencies,  charge-offs  and  uncollectible  accounts  are  recognized  and  recorded in           X
1122(d)(4)(xiv)       accordance with the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------
                      Any external  enhancement or other  support,  identified in Item  1114(a)(1)  through (3) or
1122(d)(4)(xv)        Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
--------------------- --------------------------------------------------------------------------------------------- --------------

                                                      [NAME OF OWNER] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:      _________________________
                                                     Name:
                                                     Title:

                                                EXHIBIT K

                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due within 90 days of liquidation.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

         The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
         2.       The Total  Interest Due less the aggregate  amount of servicing fee that would have been earned  if all  delinquent  payments  had been made as  agreed.  For  documentation,  an
                  Amortization  Schedule  from date of default  through  liquidation  breaking out the net interest and servicing fees advanced is required.
         3.       Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation,  an Amortization Schedule from date of  default  through  liquidation  breaking  out the net  interest  and  servicing  fees advanced is required.
         4-12.    Complete as applicable.  Required documentation:
                           * For  taxes  and  insurance  advances  - see  page 2 of 332  form -  breakdown required showing period
                              of  coverage,  base  tax,  interest,  penalty.  Advances  prior  to  default require evidence of servicer efforts to recover advances.
                            *  For escrow advances - complete payment history
                               (to calculate advances from last positive escrow balance forward)
                           *  Other expenses -  copies of corporate advance history showing all payments
                           *  REO repairs > $1500 require explanation
                           *  REO repairs >$3000 require evidence of at least 2 bids.
                           * Short  Sale or Charge Off  require  P&L  supporting  the  decision  and WFB's approved Officer Certificate
                           *  Unusual or extraordinary items may require further documentation.
         13.              The total of lines 1 through 12.
Credits:

         14-21.   Complete as applicable.  Required documentation:
                          * Copy of the HUD 1 from the REO sale.  If a 3rd Party  Sale,  bid  instructions and Escrow Agent / Attorney
                             Letter of Proceeds Breakdown.
                          *  Copy of EOB for any MI or gov't guarantee
                          *  All other credits need to be clearly defined on the 332 form
         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The  total  derived  from  subtracting  line 22 from  13.  If the  amount  represents  a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

____________________________________________________________________________________________________________________________
Servicer Loan No.                     Servicer Name                             Servicer Address

____________________________________________________________________________________________________________________________

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If "Yes", provide deficiency or cramdown amount ____________________________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                  $ _______________(1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                                $ _______________(13)
         Credits:
         (14) Escrow Balance                                                    $ _______________(14)
         (15) HIP Refund                                                        ________________ (15)
         (16) Rental Receipts                                                   ________________ (16)
         (17) Hazard Loss Proceeds                                              ________________ (17)
         (18) Primary Mortgage Insurance / Gov't Insurance                      ________________ (18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                           ________________ (19)
         (20) Proceeds from Sale of Acquired Property                           ________________ (20)
         (21) Other (itemize)                                                   ________________ (21)
              _________________________________________                         ________________ (21)

              Total Credits                                                     $________________(22)
         Total Realized Loss (or Amount of Gain)                                $________________(23)

Escrow Disbursement Detail

---------------- -------------- --------------- -------------- --------------- -------------------- ------------------
          Type
  (Tax /Ins.)      Date Paid      Period of      Total Paid     Base Amount
                                   Coverage                                             Penalties            Interest
---------------- -------------- --------------- -------------- --------------- -------------------- ------------------
---------------- -------------- --------------- -------------- --------------- -------------------- ------------------

                                                                                                                        EXHIBIT H-5

                                                       EMC MORTGAGE CORPORATION
                                                                 Owner

                                                                  and

                                                       ALLIANCE MORTGAGE COMPANY
                                                               Servicer

                                                        SUBSERVICING AGREEMENT

                                                      Dated as of August 1, 2002

EXHIBITS

         Schedule A        Mortgage Loan Schedule

         Exhibit A         Acknowledgement Agreement

         Exhibit B         Custodial Account Letter Agreement

         Exhibit C         Escrow Account Letter Agreement

         Exhibit D         Form of Request for Release

         Exhibit E         Loan Level Format for Tape Input

         Exhibit F         Reporting Data for Defaulted Loans

         THIS IS A SUBSERVICING  AGREEMENT,  dated as of August 1, 2002, and is executed between EMC Mortgage Corporation (the “Owner”)
and Alliance Mortgage Company (the “Servicer”).

                                                         W I T N E S S E T H :

         WHEREAS,  the Servicer has agreed to service,  from time to time,  certain of the other  mortgage loans acquired by the Owner, which loans are currently being serviced by other servicers pursuant to other servicing agreements.

         WHEREAS,  the Owner and the Servicer desire that,  from and after the date hereof,  the Mortgage Loans which from time to time are subject to this  Agreement  be serviced in  accordance  with the terms and  provisions  of this  Agreement  instead of the existing servicing agreements.

         WHEREAS,  the Owner has approached Wells Fargo Bank Minnesota,  National  Association (the “Master Servicer”) to supervise the servicing of the Mortgage Loans on behalf of the Owner.

         WHEREAS, the Owner and the Servicer intend that the Master Servicer is an intended third party beneficiary of this Agreement.

         NOW,  THEREFORE,  in  consideration  of the  mutual  agreements  hereinafter  set  forth,  and for  other  good  and  valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

                                                               ARTICLE I
                                                              DEFINITIONS

         Section 1.01.00  Defined Terms.

                 Whenever used in this Agreement,  the following words and phrases,  unless the context otherwise requires,  shall have the following meaning specified in this Article:

                  Accepted  Servicing  Practices:  With respect to any Mortgage Loan,  those mortgage  servicing  practices  (including collection procedures) that are in accordance with the Fannie Mae Guide.

                  Acknowledgement Agreement:  An acknowledgement agreement attached hereto in the form of Exhibit A.

                  Adjustment  Date: As to each ARM Loan,  the date on which the Mortgage  Interest Rate is adjusted in accordance  with the terms of the related Mortgage Note.

                  Agreement:  This Subservicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

                  ARM Loans:  First lien,  conventional,  1-4 family  residential  Mortgage Loans with interest rates which adjust from time to time in  accordance  with the related  Index and are subject to Periodic  Rate Caps and Lifetime Rate Caps and which may permit conversion to fixed interest rates.

                  Business  Day: Any day other than (i) a Saturday or Sunday,  or (ii) a legal  holiday in the State of New York or the jurisdiction  in which the Servicer  conducts its servicing  activities,  or (iii) a day on which banks in the State of New York or the jurisdiction  in which the Servicer  conducts its servicing  activities  are  authorized  or obligated by law or executive  order to be closed.

                  Code: The Internal  Revenue Code of 1986, as it may be amended from time to time, or any successor  statute  thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

                  Condemnation  Proceeds:  All  awards or  settlements  in  respect  of a  Mortgaged  Property,  whether  permanent  or temporary,  partial or entire,  by exercise of the power of eminent domain or  condemnation,  to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

                  Custodial  Account:  The separate  demand account or accounts  created and maintained  pursuant to Section 4.04 which shall be entitled “[Servicer]  Custodial Account in trust for [Owner],  Owner of Whole Loan Mortgages and various Mortgagors” and shall be  established  at a Qualified  Depository,  each of which  accounts  shall in no event contain funds in excess of the FDIC  insurance limits.

                  Custodian:  Wells  Fargo Bank  placeStateMinnesota,  National  Association,  or such other  custodian  as Owner shall designate.

                  Determination  Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately  preceding such 15th day) of the month of the Remittance Date.

                  Due Date:  Each day on which  payments of  principal  and interest  are  required to be paid in  accordance  with the terms of the related Mortgage Note, exclusive of any days of grace.

                  Due Period:  With respect to any  Remittance  Date,  the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

                  Escrow Account:  The separate trust account or accounts  created and maintained  pursuant to Section 4.06 which shall be entitled  “[Servicer]  Escrow  Account,  in trust for [Owner],  Owner of Whole Loan Mortgages and various  Mortgagors”  and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

                  Escrow  Payments:  With respect to any Mortgage  Loan, the amounts  constituting  ground rents,  taxes,  assessments, water rates, sewer rents,  municipal charges,  mortgage insurance premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

                  Event of Default:   Any one of the conditions or circumstances enumerated in Section 9.01.

                  Fannie Mae:  Fannie Mae, or any successor thereto.

                  Fannie Mae Guide:  The Fannie Mae Selling  Guide and the Fannie Mae Servicing  Guide and all  amendments or additions thereto.

                  Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

                  FIRREA:   The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

                  Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  Freddie Mac Guide:  The  Freddie  Mac  Selling  Guide and the  Freddie  Mac  Servicing  Guide and all  amendments  or additions thereto.

                  Full Principal  Prepayment:  A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage
Loan.

                  GAAP:  Generally accepted accounting procedures, consistently applied.

                  HUD:   The United States Department of Housing and Urban Development or any successor.

                  Index:  With respect to each ARM Loan,  on the related  Adjustment  Date,  the index used to  determine  the Mortgage
Interest Rate on each such ARM Loan.

                  Insurance  Proceeds:  With respect to each Mortgage Loan,  proceeds of insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

                  Lifetime  Rate  Cap:  With  respect  to each ARM  Loan,  the  maximum  Mortgage  Interest  Rate over the term of such
Mortgage Loan, as specified in the related Mortgage Note.

                  Liquidation  Proceeds:  Cash  received in connection  with the  liquidation  of a defaulted  Mortgage  Loan,  whether through the sale or assignment of such Mortgage  Loan,  trustee’s  sale,  foreclosure  sale or otherwise,  other than amounts  received following the acquisition of an REO Property pursuant to Section 4.13.

                  Margin:  With respect to each ARM Loan, the fixed percentage  amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

                  Master  Servicer:  Wells Fargo Bank  placeStateMinnesota,  National  Association,  its  successors  in  interest  and assigns, or any successor thereto designated by the Owner.

                  Monthly  Advance:  The  aggregate of the advances  made by the Servicer on any  Remittance  Date  pursuant to Section
5.03.

                  Monthly  Payment:  With respect to each  Mortgage  Loan,  the  scheduled  monthly  payment of principal  and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

                  Mortgage:  The mortgage,  deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

                  Mortgage  Interest  Rate:  The annual rate at which  interest  accrues on any Mortgage  Loan in  accordance  with the provisions of the related  Mortgage  Note,  and in the case of an ARM Loan, as adjusted from time to time on each  Adjustment  Date for such Mortgage Loan to equal the Index for such Mortgage  Loan plus the Margin for such Mortgage  Loan,  and subject to the  limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

                  Mortgage  Loan:  An  individual  Mortgage  Loan  described  herein and as further  identified  on the  Mortgage  Loan
Schedule,  which Mortgage Loan includes without limitation the Mortgage Loan Documents,  the Monthly Payments,  Principal  Prepayments,
Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds, REO Disposition Proceeds, and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage Loan Documents:  The original mortgage loan legal documents held by the Custodian.

                  Mortgage Loan  Remittance  Rate:  With respect to each  Mortgage  Loan,  the annual rate of interest  remitted to the
Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

                   Mortgage Loan  Schedule:  The initial group of Mortgage Loans being  specifically  identified on Schedule A attached hereto;  it being agreed that Schedule A may be supplemented  from time to time by agreement of the parties to add additional  Mortgage
Loans pursuant to an Acknowledgement Agreement.

                  Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Nonrecoverable  Advance:  Any advance  previously  made by the  Servicer  pursuant to Section  5.03 or any  Servicing
Advance  which,  in the good faith  judgment of the  Servicer,  may not be  ultimately  recoverable  by the Servicer  from  Liquidation
Proceeds.  The  determination  by the  Servicer  that  is has  made a  Nonrecoverable  Advance,  shall  be  evidenced  by an  Officer’s
Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

                  Officers’  Certificate:  A  certificate  signed by the  Chairman of the Board,  the Vice  Chairman of the Board,  the
President,  a Senior Vice  President or a Vice  President or by the Treasurer or the  Secretary or one of the  Assistant  Treasurers or
Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

                  Opinion of Counsel:  A written opinion of counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

                  Owner: EMC Mortgage  Corporation,  its successors in interest and assigns (including the Trustee in connection with a
Pass-Through Transfer).

                  Partial  Principal  Prepayment:  A Principal  Prepayment by a Mortgagor of a partial  principal balance of a Mortgage
Loan.

                  Pass-Through  Transfer:  The sale or transfer of same or all of the  Mortgage  Loans to a trust as part of a publicly issued or privately placed, rated or unrated Mortgage pass-through transaction.

                  Periodic Rate Cap: With respect to each ARM Loan, the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment Date.

                  Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations  of, and  obligations  the timely  payment of which are fully  guaranteed  by the United
                  States of America or any agency or  instrumentality  of the United  States of America  the  obligations  of which are backed by the full faith and credit of the United States of America;

                  (ii)     (a) demand or time deposits,  federal funds or bankers’ acceptances issued by any depository  institution or trust  company  incorporated  under the laws of the  United  States of America or any state  thereof  (including  any
                  Trustee or the Master  Servicer)  and  subject to  supervision  and  examination  by  federal  and/or  state  banking authorities,  provided that the commercial paper and/or the short-term deposit rating and/or the long-term  unsecured debt  obligations  or deposits of such  depository  institution  or trust  company at the time of such  investment or contractual  commitment  providing for such investment are rated in one of the two highest rating  categories by each
                  Rating  Agency and (b) any other  demand or time  deposit or  certificate  of  deposit  that is fully  insured by the
                  Federal Deposit Insurance Corporation;

                  (iii)    repurchase  obligations  with  respect to (a) any  security  described  in clause (i) above or (b) any other security  issued or guaranteed by an agency or  instrumentality  of the United States of America,  the obligations of which are backed by the full faith and credit of the United  States of America,  in either case  entered  into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;
                  (iv)     securities  bearing  interest or sold at a discount issued by any corporation  (including any Trustee or the
                  Master Servicer)  incorporated  under the laws of the United States of America or any state thereof that are rated in one of the two  highest  rating  categories  by each  Rating  Agency at the time of such  investment  or  contractual commitment providing for such investment;  provided,  however,  that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments  therein will cause the then outstanding  principal amount of securities  issued by such  corporation  and held as Permitted  Investments  to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

                  (v)      commercial paper (including both non-interest-bearing  discount obligations and interest-bearing obligations payable on demand or on a specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi)     any other demand, money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency; and

                  (vii)    any money market funds the  collateral  of which  consists of  obligations  fully  guaranteed  by the United
                  States of America or any agency or  instrumentality  of the United  States of America  the  obligations  of which are backed by the full faith and  credit of the  United  States of America  (which  may  include  repurchase  obligations secured by collateral  described in clause (i)) and other  securities  (including  money market or common trust funds for which any Trustee or the Master  Servicer or any  affiliate  thereof  acts as a manager or an advisor)  and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided,  however,  that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

                  Person:  Any  individual,  corporation,   partnership,  joint  venture,  association,  joint-stock  company,  limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Prepayment  Interest  Shortfall:  The sum of the differences  between interest actually received in a Due Period as a result of a full or partial  prepayment or other  unscheduled  receipt of principal  (including as a result of a  liquidation)  on each
Mortgage Loan as to which such a payment is received and the interest  portion of the Monthly  Payment of such Mortgage Loan  scheduled to be due at the applicable Mortgage Loan Remittance Rate.

                  Primary Mortgage  Insurance Policy:  Each primary policy of mortgage  insurance,  or any replacement  policy therefor obtained by the Servicer pursuant to Section 4.08.

                  Prime Rate: The prime rate of  placecountry-regionU.S.  money center banks as published from time to time in The Wall
Street Journal.

                  Principal  Prepayment:  Any payment or other  recovery of principal  on a Mortgage  Loan,  full or partial,  which is received in advance of its scheduled Due Date,  including any prepayment  penalty or premium thereon and which is not accompanied by an amount  of  interest  representing  scheduled  interest  due on any date or dates in any  month or  months  subsequent  to the month of prepayment.

                  Qualified Appraiser:  An appraiser,  duly appointed by the Servicer,  who had no interest,  direct or indirect in the
Mortgaged  Property or in any loan made on the security thereof,  and whose compensation is not affected by the approval or disapproval of the Mortgage Loan,  which  appraiser and the appraisal made by such  appraiser both satisfy the  requirements  of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  Qualified  Depository:  (a) The Custodian or (b) a depository,  the accounts of which are insured by the FDIC and the short term debt ratings and the long term deposit  ratings of which are rated in one of the two highest  rating  categories  by each of the Rating Agencies.

                  Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged
Properties are located,  duly  authorized and licensed in such states to transact the  applicable  insurance  business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

                  Rating Agency:  Standard & Poor’s Ratings Service,  a division of The McGraw Hill Companies Inc.,  Moody’s  Investors
Service, Inc. and Fitch, Inc.

                  REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

                  REMIC  Provisions:  The  provisions of the Federal  income tax law relating to a REMIC,  which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions,  and regulations,  rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

                  Remittance  Date:  The 18th day of any  month,  or if such 18th day is not a Business  Day,  the first  Business  Day immediately preceding such 18th day.  The first Remittance Date shall occur on August 18, 2002.

                  REO Disposition:  The final sale by the Servicer of any REO Property.

                  REO Disposition Proceeds:  Amounts received by the Servicer in connection with a related REO Disposition.

                  REO Property:  A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

                  Servicer:  Alliance  Mortgage  Company,  or any of its  successors in interest or any successor  under this Agreement appointed as herein provided.

                  Servicing  Advances:  All  customary,  reasonable  and  necessary  “out of  pocket”  costs  and  expenses  (including reasonable  attorneys’ fees and  disbursements)  incurred in the performance by the Servicer of its servicing  obligations  relating to each Mortgage  Loan,  including,  but not limited to, the cost of (a) the  preservation,  restoration  and  protection of the Mortgaged
Property,  (b) any enforcement,  administrative or judicial proceedings,  or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures,  bankruptcies,  condemnations,  drug seizures, elections,  foreclosures by subordinate or superior  lienholders,  and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer  specifies the Mortgage  Loan(s) to which such expenses  relate),  (c) the management and liquidation  of the  Mortgaged  Property if the Mortgaged  Property is acquired in full or partial  satisfaction  of the Mortgage,  (d)
taxes,  assessments,  water  rates,  sewer rates and other  charges  which are or may become a lien upon the  Mortgaged  Property,  and
Primary  Mortgage  Insurance  Policy premiums and fire and hazard  insurance  coverage and (e) compliance  with the  obligations  under
Section 4.08.

                  Servicing  Fee:  With  respect  to each  Mortgage  Loan,  the  amount of the  annual  fee the Owner  shall pay to the
Servicer,  which shall,  for a period of one full month,  be equal to one-twelfth  of the product of (a) the  applicable  Servicing Fee
Rate and (b) the  outstanding  principal  balance of such Mortgage Loan.  Such fee shall be payable  monthly,  computed on the basis of the same principal amount and period  respecting  which any related interest payment on a Mortgage Loan is computed.  The obligation of the Owner to pay the Servicing Fee is limited to, and the  Servicing Fee is payable from the interest  portion of such Monthly  Payment collected by the Servicer or as otherwise provided under Section 4.05.

                  Servicing  Fee Rate:  A rate per annum  equal to (i) 0.05%  with  respect  to each  Mortgage  Loan which is less than ninety days delinquent and (ii) 0.375% with respect to each Mortgage Loan which is ninety or more days delinquent.

                  Servicing File: The documents,  records and other items pertaining to a particular  Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer’s possession.

                  Servicing  Officer:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage  Loans whose name appears on a list of servicing  officers  furnished by the Servicer to the Owner upon  request,  as such list may from time to time be amended.

                  Servicing  Transfer Date:  With respect to each Mortgage Loan, the date on which the Owner transfers the servicing of the related Mortgage Loan to the Servicer.

                  Stated Principal  Balance:  As to each Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage  Loan after giving  effect to payments of principal  due,  whether or not  received,  minus (ii) all amounts  previously distributed to the Owner with respect to the Mortgage Loan representing Principal Prepayments.

                  Trustee:  The Person appointed as trustee in connection with any Pass-Through Transfer.

                  Whole Loan  Transfer:  The sale or transfer of some or all of the  ownership  interest in the  Mortgage  Loans by the
Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

                                                              ARTICLE II
          SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01  Servicing of Mortgage Loans.

                                                     The Servicer does hereby agree to service the Mortgage  Loans,  but subject to the terms of this  Agreement.  The Servicer shall deliver an  Acknowledgement  Agreement to the Owner on each Servicing  Transfer Date with respect to the  Mortgage  Loans  transferred  on such date.  The rights of the Owner to receive  payments  with respect to the Mortgage
Loans shall be as set forth in this Agreement.

         Section 2.02  Maintenance of Servicing Files.

                  The Servicer  shall maintain a Servicing File  consisting of all documents  necessary to service the Mortgage  Loans.
The  possession of each  Servicing  File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial  capacity  only.  The Servicer  acknowledges  that the  ownership of each  Mortgage  Loan, including the Note,  the  Mortgage,  all other  Mortgage Loan  Documents and all rights,  benefits,  proceeds and  obligations  arising therefrom or in connection  therewith,  has been vested in the Owner. All rights arising out of the Mortgage Loans  including,  but not limited to, all funds  received on or in connection  with the Mortgage  Loans and all records or documents with respect to the Mortgage
Loans  prepared  by or which come into the  possession  of the  Servicer  shall be received  and held by the  Servicer in trust for the exclusive  benefit of the Owner as the owner of the related  Mortgage  Loans.  Any portion of the related  Servicing  Files retained by the Servicer  shall be  appropriately  identified in the  Servicer’s  computer  system to clearly  reflect the ownership of the related
Mortgage  Loans by the Owner.  The  Servicer  shall  release  its  custody  of the  contents  of the  related  Servicing  Files only in accordance with written  instructions of the Owner,  except when such release is required as incidental to the Servicer’s  servicing of the Mortgage Loans, such written instructions shall not be required.

         Section 2.03  Books and Records.

                  The Servicer shall be responsible for  maintaining,  and shall maintain,  a complete set of books and records for the
Mortgage  Loans which shall be  appropriately  identified in the  Servicer’s  computer  system to clearly  reflect the ownership of the
Mortgage Loan by the Owner.  In particular,  the Servicer shall maintain in its  possession,  available for inspection by the Owner, or its designee and shall  deliver to the Owner upon demand,  evidence of  compliance  with all federal,  state and local laws,  rules and regulations,  and  requirements  of Fannie Mae or Freddie Mac, as  applicable,  including  but not limited to  documentation  as to the method used in  determining  the  applicability  of the provisions of the Flood  Disaster  Protection  Act of 1973, as amended,  to the
Mortgaged Property,  documentation  evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic  inspection  reports as required by Section 4.13.  To the extent that original  documents are not required for purposes of realization  of Liquidation  Proceeds or Insurance  Proceeds,  documents  maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original  documents,  including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

                  The Servicer  shall  maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related  Servicing  File (or copies  thereof)  during the time the Owner  retains  ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         Section 2.04  Transfer of Mortgage Loans.

                  No transfer of a Mortgage  Loan may be made unless such  transfer is in  compliance  with the terms  hereof.  For the purposes of this  Agreement,  the Servicer  shall be under no obligation to deal with any person with respect to this  Agreement or any
Mortgage  Loan unless a notice of the  transfer of such  Mortgage  Loan has been  delivered  to the  Servicer in  accordance  with this
Section  2.04.  The  Owner  may,  subject  to the terms of this  Agreement,  sell and  transfer  one or more of the  Mortgage  Loans in accordance with Sections 10.02 and 11.12,  provided,  however,  that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer  unless such  transferee  shall agree in writing to be bound by the terms of this  Agreement  and an  assignment  and assumption  of this  Agreement  reasonably  acceptable  to the  Servicer  (except  as  provided  in  Section  10.02  with  respect to a
Pass-Through  transfer by the initial  Owner).  The Owner also shall  advise the Servicer in writing of the  transfer.  Upon receipt of notice of the  permitted  transfer,  the Servicer  shall mark its books and records to reflect the  ownership of the Mortgage  Loans of such  assignee,  and shall  release the previous  Owner from its  obligations  hereunder  with  respect to the  Mortgage  Loans sold or transferred.

         Section 2.05  Delivery of Mortgage Loan Documents.

                  The Servicer  shall  forward to the Custodian on behalf of the Owner  original  documents  evidencing an  assumption, modification,  consolidation  or extension of any Mortgage  Loan entered into in accordance  with Section 4.01 or 6.01  promptly  after their  execution;  provided,  however,  that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation  promptly after its execution,  and shall provide the original of any document submitted for recordation or a copy of such document  certified by the appropriate  public recording office to be a true and complete copy of the original  within 180 days of its execution.  If delivery is not completed  within 180 days solely due to delays in making such delivery by reason of the fact that such  documents  shall not have been  returned by the  appropriate  recording  office,  the  Servicer  shall continue to use its best efforts to effect delivery as soon as possible thereafter.

                  From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian.  If the
Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D.  The Custodian shall deliver to the Servicer within five (5) Business
Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

                                                              ARTICLE III
                                            REPRESENTATIONS AND WARRANTIES OF THE SERVICER

                  The  Servicer  represents,  warrants  and  covenants  to the  Owner  that as of the date  hereof  or as of such  date specifically provided herein:
         (a) The Servicer is a validly  existing  corporation in good standing under the laws of the state of its  organization and is qualified to transact  business in, is in good standing  under the laws of, and  possesses all authority  necessary for the conduct of its business in, each state in which any Mortgaged  Property is located or is otherwise exempt or not required under applicable law to effect such  qualification  or license  and no demand for such  qualification  or license has been made upon the  Servicer by any such state,  and in any event the  Servicer  is in  compliance  with the laws of each such  State to the  extent  necessary  to ensure  the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The  Servicer  has full power and  authority  to  execute,  deliver and  perform,  and to enter into and  consummate  all transactions  contemplated by this Agreement and to conduct its business as presently  conducted,  has duly authorized the execution, delivery and performance of this Agreement,  has duly executed and delivered this Agreement,  and this Agreement  constitutes a legal, valid and binding  obligation of the Servicer,  enforceable  against it in  accordance  with its terms subject to bankruptcy  laws and other  similar laws of general  application  affecting  rights of creditors  and subject to the  application  of the rules of equity, including those respecting the availability of specific performance;

         (c) None of the execution and delivery of this Agreement,  the  consummation  of the  transactions  contemplated  thereby and hereby,  or the  fulfillment  of or compliance  with the terms and  conditions of this  Agreement will conflict with any of the terms, conditions or provisions of the Servicer’s  articles of incorporation  or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound,  or constitute a default or result in an  acceleration  under any of the foregoing,  or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

         (d) There is no  litigation  pending or, to the  Servicer’s  knowledge,  threatened  with  respect to the  Servicer  which is reasonably  likely to have a material  adverse effect on the execution,  delivery or  enforceability  of this  Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

         (e) No consent,  approval,  authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the  consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

         (f) The Servicer is an approved  seller/servicer  of residential  mortgage loans for Fannie Mae and Freddie Mac. The Servicer is in good standing to service  mortgage  loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

         (g) No written  statement,  report or other document  furnished or to be furnished pursuant to the Agreement contains or will contain any statement  that is or will be inaccurate or misleading in any material  respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading; and

         (h) No fraud or  misrepresentation  of a material  fact with respect to the  servicing of a Mortgage  Loan has taken place on the part of the Servicer.

                                                              ARTICLE IV
                                            ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01  Servicer to Act as Servicer.

                  The Servicer,  as independent  contract servicer,  shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted  Servicing  Practices  (giving due  consideration to the Owner’s reliance on the Servicer),  and shall have full power and  authority,  acting  alone,  to do or cause to be done any and all things in  connection  with such  servicing  and administration  which the Servicer may deem  necessary or desirable and  consistent  with the terms of this Agreement and with Accepted
Servicing  Practices  and shall  exercise the same care that it  customarily  employs for its own account.  Except as set forth in this
Agreement,  the Servicer  shall service the Mortgage  Loans in  accordance  with Accepted  Servicing  Practices in compliance  with the servicing  provisions of the Fannie Mae Guide, which include,  but are not limited to, provisions regarding the liquidation of Mortgage
Loans,  the  collection  of Mortgage Loan  payments,  the payment of taxes,  insurance and other  charges,  the  maintenance  of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance,  inspections,  the restoration of Mortgaged  Property,  the maintenance of Primary Mortgage Insurance Policies,  insurance claims, and title insurance,  management of
REO Property,  permitted  withdrawals with respect to REO Property,  liquidation  reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents,  annual statements,  and examination of records and  facilities.  In the event of any conflict,  inconsistency  or  discrepancy  between any of the servicing  provisions of this  Agreement and any of the servicing  provisions of the Fannie Mae Guide,  the  provisions of this  Agreement  shall control and be binding  upon the Owner and the  Servicer.  The Owner may, at its option,  deliver  powers-of-attorney  to the Servicer  sufficient  to allow the Servicer as servicer to execute all  documentation  requiring  execution on behalf of Owner with respect to the  servicing of the Mortgage Loans,  including  satisfactions,  partial releases,  modifications and foreclosure  documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

                  Consistent with the terms of this Agreement,  the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any Mortgagor if in the Servicer’s  reasonable and prudent  determination  such waiver,  modification,  postponement  or  indulgence  is not  materially  adverse to the Owner,  provided, however,  that unless the Servicer has obtained the prior written consent of the Owner,  the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage  Interest Rate,  forgive the payment of principal or interest,  reduce or increase the  outstanding  principal  balance  (except for actual  payments of principal) or change the final  maturity date on such
Mortgage  Loan. In the event of any such  modification  which has been agreed to in writing by the Owner and which permits the deferral of interest or principal  payments on any Mortgage  Loan, the Servicer  shall,  on the Business Day  immediately  preceding the related
Remittance Date in any month in which any such principal or interest payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance  with Section 4.04 and Section 5.03,  the difference  between (a) such month’s  principal and one month’s interest at the related  Mortgage Loan  Remittance Rate on the unpaid  principal  balance of such Mortgage Loan and (b) the amount paid by the  Mortgagor.  The Servicer  shall be entitled to  reimbursement  for such  advances to the same extent as for all other  advances pursuant to Section 4.05. Without limiting the generality of the foregoing,  the Servicer shall continue,  and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation,  or of partial or full release,  discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

                  Notwithstanding  anything in this  Agreement to the  contrary,  in the event of a Principal  Prepayment in full or in part, the Servicer may not waive any prepayment  penalty or portion thereof  required by the terms of the related  Mortgage Note unless
(i) the enforceability thereof is limited (A) by bankruptcy,  insolvency,  moratorium,  receivership,  or other similar law relating to creditors’  rights  generally or (B) due to  acceleration in connection with a foreclosure or other  involuntary  payment,  or (ii) the enforceability  is otherwise  limited or prohibited by applicable  law. If the Servicer  waives or does not collect all or a portion of a prepayment  penalty relating to a Principal  Prepayment in full or in part due to any action or omission of the Servicer,  other than as provided  above,  the Servicer shall deposit the amount of such  prepayment  penalty (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement.

                  Notwithstanding anything in this Agreement to the contrary, if a REMIC election is made, the Servicer shall not
(unless the related mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i)
effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause the related REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the "startup date" of such REMIC under the REMIC Provisions.

                  The Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer.  Any such subservicer must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing  and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac.  The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer’s fee shall not exceed the Servicing Fee.

                  At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Mortgage
Loans itself.  In the event that the Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section
8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer.  The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer’s own funds without reimbursement from the Owner.

                  Notwithstanding  any of the provisions of this Agreement relating to agreements or arrangements  between the Servicer and a subservicer or any reference  herein to actions taken through a subservicer  or otherwise,  the Servicer shall not be relieved of its  obligations  to the Owner and shall be  obligated to the same extent and under the same terms and  conditions  as if it alone were servicing and  administering  the Mortgage  Loans.  The Servicer  shall be entitled to enter into an agreement  with a subservicer  for indemnification  of the Servicer by the  subservicer  and nothing  contained in this Agreement  shall be deemed to limit or modify such indemnification.

                  Any  subservicing  agreement  and any other  transactions  or services  relating to the  Mortgage  Loans  involving a subservicer  shall be deemed to be between such  subservicer  and Servicer alone,  and the Owner shall have no  obligations,  duties or liabilities with respect to such subservicer  including no obligation,  duty or liability of Owner to pay such  subservicer’s  fees and expenses.  For purposes of  distributions  and advances by the Servicer  pursuant to this  Agreement,  the Servicer  shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

         Section 4.02  Collection of Mortgage Loan Payments.

                  Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the
Servicer will proceed with reasonable diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related
Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the
Mortgage Loans and held for its own account.  Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 4.03  Realization Upon Defaulted Mortgage Loans.

                  The Servicer  shall use its  reasonable  efforts,  consistent  with the  procedures  that the  Servicer  would use in servicing loans for its own account and the  requirements of the Fannie Mae Guide,  to foreclose upon or otherwise  comparably  convert the ownership of properties  securing such of the Mortgage  Loans as come into and continue in default and as to which no  satisfactory arrangements  can be made for  collection  of  delinquent  payments  pursuant to Section 4.01.  The Servicer  shall use its  reasonable efforts to realize upon  defaulted  Mortgage  Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions that, in any case in which  Mortgaged  Property  shall have suffered  damage,  the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall  determine in its discretion (i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the Owner after  reimbursement  to itself for such  expenses,  and (ii) that such expenses will be  recoverable by the Servicer  through  Insurance  Proceeds or  Liquidation  Proceeds from the related  Mortgaged  Property,  as contemplated  in Section 4.05. The Servicer shall be responsible for all costs and expenses  incurred by it in any such  proceedings or functions as Servicing Advances;  provided,  however, that it shall be entitled to reimbursement  therefor as provided in Section 4.05.
Notwithstanding  anything to the contrary  contained  herein,  in  connection  with a  foreclosure  or  acceptance of a deed in lieu of foreclosure,  in the event the  Servicer has  reasonable  cause to believe that a Mortgaged  Property is  contaminated  by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental  inspection or review of such Mortgaged Property,  such an inspection or review is to be conducted by a qualified  inspector.  Upon completion of the  inspection,  the Servicer shall promptly provide the Owner with a written report of the environmental  inspection.  After reviewing the  environmental  inspection  report,  the
Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

         Section 4.04        Establishment of Custodial Accounts; Deposits in Custodial Accounts.

                  The Servicer shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general  assets and shall  establish and maintain one or more  Custodial  Accounts.  Each Custodial
Account shall be  established  with a Qualified  Depository.  To the extent such funds are not deposited in a Custodial  Account,  such funds may be invested in  Permitted  Investments  for the benefit of the Owner (with any income  earned  thereon for the benefit of the
Servicer).  Funds  deposited in the Custodial  Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any  Custodial  Account  shall be  evidenced by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Owner upon request.  The Servicer  acknowledges  and agrees that the Servicer shall bear any losses incurred with respect to Permitted  Investments.  The amount of any such losses shall be  immediately  deposited by the Servicer in the
Custodial Account, as appropriate, out of the Servicer’s own funds, with no right to reimbursement therefor.

                  The Servicer shall deposit in a mortgage  clearing account on a daily basis, and in the Custodial Account or Accounts no later than the second Business Day after receipt of funds and retain therein the following payments and collections:

                                            (i)      all payments on account of  principal,  including  Principal  Prepayments,  on the
                           Mortgage Loans received after the related Servicing Transfer Date;

                                            (ii)     all  payments  on  account of  interest  on the  Mortgage  Loans  adjusted  to the related Mortgage Loan Remittance Rate received after the related Servicing Transfer Date;

                                            (iii)    all Liquidation  Proceeds and REO Disposition  Proceeds received after the related
                           Servicing Transfer Date;

                                            (iv)     any net amounts  received by the  Servicer  after the related  Servicing  Transfer
                           Date in connection with any REO Property pursuant to Section 4.13;

                                            (v)      all  Insurance  Proceeds  received  after  the  related  Servicing  Transfer  Date including  amounts  required to be deposited  pursuant to Sections 4.08 and 4.10,  other than proceeds to be held in the Escrow Account and applied to the  restoration  or repair of the Mortgaged  Property or released to the Mortgagor in accordance  with the  Servicer’s  normal  servicing  procedures,  the loan  documents or applicable law;

                                            (vi)     all  Condemnation  Proceeds  affecting any Mortgaged  Property  received after the related  Servicing  Transfer  Date other than  proceeds to be held in the Escrow  Account and applied to the restoration  or repair of the  Mortgaged  Property or  released  to the  Mortgagor  in  accordance  with the
                           Servicer’s normal servicing procedures, the loan documents or applicable law;

                                            (vii)    any Monthly Advances as provided in Section 5.03;

                                            (viii)   any amounts  received  after the related  Servicing  Transfer Date and required to be deposited in the Custodial Account pursuant to Section 6.02; and

                                            (ix)     with  respect  to each full or partial  Principal  Prepayment  received  after the related  Servicing  Transfer  Date,  any  Prepayment  Interest  Shortfalls,  to the extent of the Servicer’s aggregate Servicing Fee received with respect to the related Due Period.

                  The foregoing  requirements for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and assumption  fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer in the Custodial Account.

         Section 4.05  Permitted Withdrawals From the Custodial Account.

                  The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

                  (i)      to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

                  (ii)     to  reimburse  itself for Monthly  Advances,  the  Servicer’s  right to  reimburse  itself  pursuant to this subclause (ii) being limited to amounts  received on the related  Mortgage Loan which  represent late  collections  (net of the related
Servicing Fees) of principal and/or interest respecting which any such advance was made;

                  (iii)    to reimburse itself for unreimbursed Servicing Advances and Monthly Advances, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds,
Condemnation Proceeds and Insurance Proceeds received after the related Servicing Transfer Date related to such Mortgage Loan;

                  (iv)     to pay to itself as servicing  compensation  (a) any interest earned on funds in the Custodial  Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any payable Servicing Fee;

                  (v)      to reimburse itself for any Nonrecoverable Advances;

                  (vi)     to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

                  (vii)    to reimburse itself as provided in Section 8.03 hereof;

                  (viii)   to remove funds inadvertently placed in the Custodial Account in error by the Servicer; and

                  (ix)     to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

                  The  Servicer  shall  segregate  and hold all funds  collected  and  received  pursuant to each  Mortgage  Loan which constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish and maintain one or more  Escrow  Accounts.  Each  Escrow  Account  shall be  established  with a  Qualified  Depository.  To the extent such funds are not deposited  in an Escrow  Account,  such funds may be invested in Permitted  Investments.  Funds  deposited in an Escrow  Account may be drawn on by the Servicer in accordance  with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter  agreement in the form shown in Exhibit C. The  original of such letter  agreement  shall be  furnished  to the Owner upon  request.  The Servicer acknowledges  and agrees that the Servicer  shall bear any losses  incurred  with respect to Permitted  Investments.  The amount of any such losses shall be immediately  deposited by the Servicer in the Escrow  Account,  as  appropriate,  out of the Servicer’s own funds, with no right to reimbursement therefor.

                  The Servicer shall deposit in a mortgage  clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second Business Day after receipt of funds and retain therein:

                  (i)      all Escrow Payments  collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

                  (ii)     all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                  (iii)    all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

                  The Servicer  shall make  withdrawals  from an Escrow Account only to effect such payments as are required under this
Agreement,  and for such other  purposes  as shall be as set forth in and in  accordance  with  Section  4.07.  Except as  provided  in
Section  4.07,  the Servicer  shall be entitled to retain any interest  paid on funds  deposited in an Escrow  Account by the Qualified
Depository.

         Section 4.07  Permitted Withdrawals From Escrow Account.

                  Withdrawals from the Escrow Account may be made by the Servicer only:

                  (i)      to effect timely  payments of ground  rents,  taxes,  assessments,  water rates,  fire and hazard  insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

                  (ii)     to reimburse  Servicer for any Servicing  Advance made by Servicer  with respect to a related  Mortgage Loan but only from  amounts  received  on the  related  Mortgage  Loan which  represent  late  payments or  collections  of Escrow  Payments thereunder;

                  (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv)     for transfer to the Custodial Account in connection with an acquisition of REO Property;

                  (v)      for application to restoration or repair of the Mortgaged Property;

                  (vi)     to pay to the Servicer,  or to the  Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii)    to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

                  (viii)   to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

                  (ix)     to clear and terminate the Escrow Account on the termination of this Agreement.

                  As part of its servicing duties, the Servicer shall pay to the Mortgagors  interest on funds in an Escrow Account, to the extent  required by law, and to the extent that  interest  earned on funds in the Escrow  Account is  insufficient,  shall pay such interest from its own funds, without any reimbursement therefor.

         Section 4.08 Payment of Taxes, Insurance and Other Charges,  Maintenance of Primary Mortgage Insurance Policies,  Collections
Thereunder.

                  With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of
Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the
Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for Escrow
Payments, the Servicer shall determine that any such payments are made by the Mortgagor when due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the
Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  The  Servicer  will  maintain in full force and effect  Primary  Mortgage  Insurance  Policies  issued by a Qualified
Insurer with respect to each  Mortgage  Loan for which such coverage is herein  required.  Such  coverage will be maintained  until the ratio of the current  outstanding  principal  balance of the related  Mortgage  Loan to the  appraised  value of the related  Mortgaged
Property,  based on the most recent  appraisal of the  Mortgaged  Property  performed by a Qualified  Appraiser,  such  appraisal to be included in the  Servicing  File, is reduced to 80.00% or less.  The Servicer  will not cancel or refuse to renew any Primary  Mortgage
Insurance Policy that is required to be kept in force under this Agreement unless a replacement  Primary Mortgage  Insurance Policy for such canceled or nonrenewed  policy is obtained from and maintained  with a Qualified  Insurer.  The Servicer shall not take any action which would result in noncoverage  under any applicable  Primary  Mortgage  Insurance  Policy of any loss which, but for the actions of the Servicer would have been covered  thereunder.  In connection  with any assumption or substitution  agreement  entered into or to be entered into pursuant to Section 6.01, the Servicer  shall promptly  notify the insurer under the related  Primary  Mortgage  Insurance
Policy,  if any, of such  assumption  or  substitution  of  liability  in  accordance  with the terms of such policy and shall take all actions  which may be required by such insurer as a condition to the  continuation  of coverage  under the Primary  Mortgage  Insurance
Policy.  If such Primary  Mortgage  Insurance  Policy is terminated as a result of such assumption or  substitution  of liability,  the
Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as servicer,  the Servicer  agrees to prepare and present,  on behalf of itself and the Owner,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely fashion in accordance with the terms of such
Primary Mortgage  Insurance Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary
Mortgage  Insurance  Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section 4.04,  any amounts  collected by the Servicer under any Primary Mortgage  Insurance  Policy shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section
4.05.

         Section 4.09  Transfer of Accounts.

                  The Servicer may transfer the Custodial Account or the Escrow Account to a different  Qualified  Depository from time to time.  The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer.

         Section 4.10  Maintenance of Hazard Insurance.

                  The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the
Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the
Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal
Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the
Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal
Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such
Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow
Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  It is understood and agreed that no other additional insurance need be required by the Servicer or the
Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance.
All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best’s Key Rating Guide currently acceptable to Fannie
Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         Section 4.11  [RESERVED].

         Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

                  The Servicer  shall  maintain,  at its own expense,  a blanket  fidelity bond and an errors and  omissions  insurance policy, with broad coverage with responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds,  money,  documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions  insurance shall be in the form of the Mortgage  Banker’s  Blanket Bond and shall protect and insure the Servicer against losses,  including forgery,  theft,  embezzlement,  fraud, errors and omissions and negligent acts of such persons.  Such Fidelity Bond and errors and  omissions  insurance  shall also  protect and insure the  Servicer  against  losses in  connection  with the failure to maintain any insurance  policies  required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained  payment in full of the  indebtedness  secured  thereby.  No provision of this Section 4.12  requiring  the Fidelity  Bond and errors and  omissions  insurance  shall  diminish  or  relieve  the  Servicer  from its  duties  and  obligations  as set forth in this
Agreement.  The minimum  coverage  under any such  Fidelity  Bond and  insurance  policy  shall be at least equal to the  corresponding amounts  required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide.  The Servicer  shall,  upon request of Owner,  deliver to the Owner a  certificate  from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such Fidelity Bond or insurance  policy shall in no event be terminated or materially  modified  without  thirty days prior  written  notice to the Owner.  The Servicer  shall notify the Owner within five  Business  Days of receipt of notice that such  Fidelity  Bond or  insurance  policy will be, or has been, materially  modified  or  terminated.  The Owner and its  successors  or assigns as their  interests  may appear  must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

         Section 4.13  Title, Management and Disposition of REO Property.

                  In the event that title to any Mortgaged  Property is acquired in foreclosure or by deed in lieu of foreclosure,  the deed or  certificate  of sale shall be taken in the name of the Owner or its  designee.  Any such Person or Persons  holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

                         The Servicer shall assume the responsibility for marketing each REO Property in accordance with Accepted
     Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the arrangement under which the
     Mortgage Loans and REO Property are held, unless (i) the Owner shall have been supplied with an Opinion of Counsel (at the
     Servicer’s expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property
     (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer’s expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period.
     If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the
     Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

                    Notwithstanding  any other  provision of this Agreement,  if a REMIC election has been made, no Mortgaged  Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise  used for the  production  of income by or on behalf of the  related  trust or sold in such a manner or  pursuant  to any terms  that  would (i) cause such  Mortgaged  Property  to fail to qualify at any time as  “foreclosure  property”  within a meaning of Section  860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure  property” with respect to such Mortgaged  Property within the meaning of Section  860G(c) of the Code, or (iii) cause the sale of such Mortgaged  Property to result in the receipt by the related  trust or any income from  non-permitted  assets as described in Section  860F(a)  (2)(B) of the Code,  unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

                  The Servicer  shall,  either itself or through an agent selected by the Servicer,  and in accordance  with the Fannie
Mae Guide,  manage,  conserve,  protect and operate  each REO  Property in the same  manner that it manages,  conserves,  protects  and operates other  foreclosed  property for its own account,  and in the same manner that similar property in the same locality as the REO
Property is managed.  Each REO  Disposition  shall be carried out by the Servicer at such price and upon such terms and  conditions  as the Servicer  deems to be in the best interest of the Owner.  The REO  Disposition  Proceeds from the sale of the REO Property shall be promptly  deposited  in the  Custodial  Account.  As soon as  practical  thereafter,  the  expenses  of such sale shall be paid and the
Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

                  The Servicer shall cause each REO Property to be inspected  promptly upon the  acquisition of title thereto and shall cause each REO Property to be inspected at least monthly  thereafter or more  frequently as may be required by the  circumstances.  The
Servicer  shall make or cause the  inspector to make a written  report of each such  inspection.  Such reports shall be retained in the
Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

                  Notwithstanding  anything to the contrary set forth in this Section  4.13,  the parties  hereto hereby agree that the
Owner, at its option,  shall be entitled to manage,  conserve,  protect and operate each REO Property for its own benefit (such option, an “REO Option”).  In connection  with the exercise of an REO Option,  the prior two  paragraphs and the related  provisions of Section
4.03 and Section 4.04(iii) (such provisions,  the “REO Marketing  Provisions”)  shall be revised as follows.  Following the acquisition of any Mortgaged  Property,  the Servicer  shall submit a detailed  invoice to the Owner for all related  Servicing  Advances and, upon exercising  the REO  Option,  the Owner  shall  promptly  reimburse  the  Servicer  for such  amounts.  In the event the REO  Option is exercised with respect to an REO Property,  Section 4.04 (iii) shall not be applicable  thereto.  References  made in Section 4.03 with respect  to the  reimbursement  of  Servicing  Advances  shall,  for  purposes  of such REO  Property,  be deemed to be covered by this paragraph.  The Owner  acknowledges  that,  in the event it exercises an REO Option,  with respect to the related REO  Property,  there shall be no breach by the Servicer based upon or arising out of the Servicer’s failure to comply with the REO Marketing Provisions.

         Section 4.14  Notification of Adjustments.

         With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate
Adjustment Date in compliance with requirements of applicable law and the related electronic data received on the Mortgage and
Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related electronic data received on the Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments.  The
Servicer shall promptly, upon written request by the Owner, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Servicer of the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused to the Owner thereby.

                                                               ARTICLE V
                                                         PAYMENTS TO THE OWNER

         Section 5.01  Remittances.

                  On each Remittance Date, the Servicer shall remit to the Owner (i) all amounts  credited to the Custodial  Account as of the close of business on the  related  preceding  Determination  Date,  net of charges  against or  withdrawals  from the  Custodial
Account pursuant to Section 4.05, other than Principal  Prepayments  received after the end of the preceding  calendar month,  plus, to the extent not already  deposited  in the  Custodial  Account,  the sum of (ii) all Monthly  Advances,  if any,  which the  Servicer is obligated to  distribute  pursuant to Section 5.03 and (iii) all  Prepayment  Interest  Shortfalls  the Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts  attributable to Monthly Payments  collected after the related Servicing Transfer Date but due on a Due Date or Dates  subsequent  to the last day of the related Due Period,  which  amounts shall be remitted on the related
Remittance Date next succeeding the Due Period for such amounts.

                  With  respect to any  remittance  received by the Owner after the  Business  Day on which such  payment was due,  the
Servicer  shall pay to the Owner  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus two  percentage  points,  but in no event  greater than the maximum  amount  permitted by  applicable  law.  Such interest  shall be deposited in the Custodial  Account by the Servicer on the date such late payment is made and shall cover the period commencing  with the day following  such Business Day and ending with the Business Day on which such payment is made,  both  inclusive.
Such interest shall be remitted along with the  distribution  payable on the next succeeding  related  Remittance  Date. The payment by the  Servicer  of any such  interest  shall not be deemed an  extension  of time for payment or a waiver of any Event of Default by the
Servicer.

         Section 5.02  Statements to the Owner.

                  The Servicer shall furnish to the Owner an individual  Mortgage Loan accounting  report (a “Report”),  as of the last
Business Day of each month (or August 31, 2002, in the case of the initial  Report),  in the  Servicer’s  assigned loan number order to document  Mortgage  Loan payment  activity on an  individual  Mortgage  Loan basis.  With  respect to each month,  such Report shall be received by the Owner no later than the fifth  Business Day of the month of the related  Remittance  Date (or September 5, 2002, in the case of the initial  Report) on a disk or tape or other  computer-readable  format,  in such  format as may be mutually  agreed upon by both the Owner and the Servicer, and in hard copy, which Report shall contain the following:

                  (i)      with respect to each Monthly Payment, the amount of such remittance allocable to interest;

                  (ii)     the amount of servicing compensation received by the Servicer during the prior distribution period;

                  (iii)    the aggregate Stated Principal Balance of the Mortgage Loans;

                  (iv)     the number and aggregate  outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days,
(2) 60 to 89  days,  (3) 90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to  which  REO  Property  has been acquired; and

                  (v)      such other reports as may reasonably be required by the Owner.

                  The Servicer  shall also provide with each such Report a trial  balance,  sorted in the Owner’s  assigned loan number order, and such other loan level information as described on Exhibits E and F, in electronic tape form.

                  The Servicer shall prepare and file any and all information  statements or other filings  required to be delivered to any  governmental  taxing  authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated  hereby.  In addition,  the Servicer  shall provide the Owner with such  information  concerning  the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

                  In addition,  not more than 60 days after the end of each calendar  year,  the Servicer  shall furnish to each Person who was an Owner at any time during such calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

         Section 5.03  Monthly Advances by the Servicer.

                  Not later than the close of business on the Business Day preceding each  Remittance  Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously  advanced by the Servicer,  whether or not deferred pursuant to
Section  4.01, of Monthly  Payments,  adjusted to the related  Mortgage  Loan  Remittance  Rate,  which are  delinquent at the close of business on the related  Determination Date; provided,  however,  that the amount of any such deposit may be reduced by the Amount Held for Future  Distribution  (as  defined  below)  then on deposit in the  Custodial  Account.  Any  portion of the Amount Held for Future
Distribution  used to pay Monthly  Advances  shall be replaced by the  Servicer  by deposit  into the  Custodial  Account on any future
Remittance  Date to the  extent  that the funds  that are  available  in the  Custodial  Account  for  remittance  to the Owner on such
Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

                  The “Amount Held for Future  Distribution”  as to any  Remittance  Date shall be the total of the amounts held in the
Custodial  Account at the close of  business on the  preceding  Determination  Date which were  received  after the  related  Servicing
Transfer Date on account of (i) Liquidation  Proceeds,  Insurance Proceeds,  and Principal Prepayments received or made in the month of such Remittance  Date, and (ii) payments which  represent  early receipt of scheduled  payments of principal and interest due on a date or dates subsequent to the related Due Date.

                  The  Servicer’s  obligation to make such Monthly  Advances as to any Mortgage  Loan will  continue  through the final disposition or liquidation of the Mortgaged  Property,  unless the Servicer deems such advance to be  nonrecoverable  from  Liquidation
Proceeds,  REO  Disposition  Proceeds or Insurance  Proceeds with respect to the applicable  Mortgage  Loan. In such latter event,  the
Servicer  shall  deliver to the Owner an  Officer’s  Certificate  of the  Servicer  to the effect that an officer of the  Servicer  has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable  determination  that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

         Section 5.04  Liquidation Reports.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree.  The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                                              ARTICLE VI
                                                     GENERAL SERVICING PROCEDURES

         Section 6.01  Assumption Agreements.

                  The Servicer will, to the extent it has knowledge of any  conveyance or prospective  conveyance by any Mortgagor of a
Mortgaged  Property  (whether by absolute  conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the  Mortgage),  exercise its rights to  accelerate  the maturity of such Mortgage Loan under any
“due-on-sale”  clause to the extent  permitted  by law;  provided,  however,  that the  Servicer  shall not exercise any such rights if prohibited  by law or the terms of the  Mortgage  Note from doing so or if the  exercise  of such  rights  would  impair or threaten to impair any recovery under the related Primary  Mortgage  Insurance  Policy,  if any. If the Servicer  reasonably  believes it is unable under applicable law to enforce such  “due-on-sale”  clause, the Servicer,  will enter into an assumption  agreement with the person to whom the Mortgaged  Property has been conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable under the
Mortgage  Note and, to the extent  permitted by applicable  state law, the Mortgagor  remains  liable  thereon.  Where an assumption is allowed pursuant to this Section 6.01, the Servicer,  with the prior consent of the primary mortgage insurer,  if any, is authorized to enter into a substitution  of liability  agreement  with the person to whom the Mortgaged  Property has been conveyed or is proposed to be conveyed  pursuant to which the original  mortgagor is released  from  liability  and such Person is  substituted  as mortgagor  and becomes  liable under the related  Mortgage  Note.  Any such  substitution  of liability  agreement  shall be in lieu of an  assumption agreement.

                  In connection  with any such  assumption or  substitution  of liability,  the Servicer shall follow the  underwriting practices and procedures of the Fannie Mae Guide.  With respect to an assumption or  substitution of liability,  the Mortgage  Interest
Rate borne by the related  Mortgage  Note and the amount of the  Monthly  Payment may not be changed.  The  Servicer  shall  notify the
Owner that any such  substitution  of liability or assumption  agreement has been  completed by forwarding to the Owner the original of any such  substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage Loan Documents and shall,  for all purposes,  be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting  a part  thereof.  All fees  collected by the  Servicer  for entering  into an  assumption  or  substitution  of liability agreement shall belong to the Servicer.

                  Notwithstanding  the foregoing  paragraphs  of this section or any other  provision of this  Agreement,  the Servicer shall not be deemed to be in default,  breach or any other  violation of its  obligations  hereunder by reason of any  assumption  of a
Mortgage  Loan by  operation of law or any  assumption  which the Servicer may be  restricted  by law from  preventing,  for any reason whatsoever.  For purposes of this Section  6.01,  the term  “assumption”  is deemed to also  include a sale of the  Mortgaged  Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 6.02  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

                  Upon  the  payment  in full of any  Mortgage  Loan,  the  Servicer  will  immediately  notify  the  Custodian  with a certification  and request for release by a Servicing  Officer,  which  certification  shall include a statement to the effect that all amounts  received in connection with such payment which are required to be deposited in the Custodial  Account pursuant to Section 4.04 have been so  deposited,  and a request  for  delivery  to the  Servicer  of the portion of the  Mortgage  Loan  Documents  held by the
Custodian.  Upon  receipt of such  certification  and  request,  the Owner shall  promptly  release or cause the  Custodian to promptly release the related  Mortgage Loan  Documents to the Servicer and the Servicer  shall prepare and deliver for execution by the Owner or at the Owner’s option  execute under the authority of a power of attorney  delivered to the Servicer by the Owner any  satisfaction  or release.  No expense  incurred in connection with any instrument of  satisfaction  or deed of  reconveyance  shall be chargeable to the
Custodial Account.

                  In the event  the  Servicer  satisfies  or  releases  a  Mortgage  without  having  obtained  payment  in full of the indebtedness  secured by the Mortgage or should it  otherwise  prejudice  any right the Owner may have under the mortgage  instruments, the Servicer,  upon written demand,  shall remit within two Business Days to the Owner the then  outstanding  principal  balance of the related  Mortgage  Loan by deposit  thereof in the  Custodial  Account.  The Servicer  shall  maintain the Fidelity  Bond  insuring the
Servicer  against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance  with the  procedures set forth herein.

                  From time to time and as  appropriate  for the  servicing or  foreclosure  of the Mortgage  Loans,  including for the purpose of collection  under any Primary  Mortgage  Insurance  Policy,  upon request of the Servicer and delivery to the Custodian of a servicing  receipt signed by a Servicing  Officer,  the Custodian  shall release the portion of the Mortgage Loan Documents held by the
Custodian to the Servicer.  Such servicing  receipt shall obligate the Servicer to promptly return the related  Mortgage Loan Documents to the  Custodian,  when the need  therefor by the Servicer no longer  exists,  unless the Mortgage  Loan has been  liquidated  and the
Liquidation  Proceeds  relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney,  or to a public  trustee or other public  official as required by law, for  purposes of  initiating  or pursuing  legal action or other  proceedings for the foreclosure of the Mortgaged  Property either judicially or  non-judicially,  and the Servicer has promptly  delivered to the Owner or the Custodian a  certificate  of a Servicing  Officer  certifying as to the name and address of the
Person to which such  documents  were  delivered  and the purpose or purposes of such  delivery.  Upon  receipt of a  certificate  of a
Servicing  Officer  stating  that such  Mortgage  Loan was  liquidated,  the  servicing  receipt  shall be released by the Owner or the
Custodian, as applicable, to the Servicer.

         Section 6.03  Servicing Compensation.

                  As compensation  for its services  hereunder,  the Servicer shall be entitled to withdraw from the Custodial  Account the Servicing  Fee;  provided,  however,  that in connection  with any Mortgage Loans sold by the Owner to Fannie Mae, the Servicer may deduct its  Servicing  Fee from  amounts due the Owner  pursuant to Section  5.01.  Additional  servicing  compensation  in the form of assumption  fees, as provided in Section 6.01,  late payment  charges and other  ancillary fees  (excluding  any prepayment  penalties)
shall be  retained by the  Servicer to the extent not  required  to be  deposited  in the  Custodial  Account.  The  Servicer  shall be required  to pay all  expenses  incurred by it in  connection  with its  servicing  activities  hereunder  and shall not be entitled to reimbursement therefor except as specifically provided for.

                  The Servicer shall pay on behalf of the Owner any and all guarantee fees due in connection with Mortgage Loans sold by the Owner to Fannie Mae.  The amount of such guarantee fees shall be deducted by the Servicer from the amounts due the Owner pursuant to Section 5.01; provided that if the guarantee fees exceed such amount, the Servicer shall provide the Owner with an original invoice for the amount of any such excess, and the Owner shall pay such invoice by wire transfer to the account designated by the Servicer within 45 days of receipt of such invoice.

         Section 6.04  Annual Statement as to Compliance; Financial Statements.

                  The Servicer will deliver to the Owner not later than 90 days  following the end of each fiscal year of the Servicer, an Officers’  Certificate  stating,  as to each  signatory  thereof,  that (i) a review of the  activities  of the Servicer  during the preceding  calendar year and of performance under this Agreement has been made under such officers’  supervision,  and (ii) to the best of such officers’  knowledge,  based on such review, the Servicer has fulfilled all of its obligations under this Agreement  throughout such year,  or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such officers  and the nature and status  thereof  except for such  defaults  as such  Officers in their good faith  judgment  believe to be immaterial.

                  Upon request by the Owner or the Master  Servicer,  the Servicer will deliver to such requesting  party a copy of the audited (if such financial  statements are available,  otherwise  unaudited)  financial  statements of the Servicer for the most recent fiscal year of the Servicer.

         Section 6.05  Annual Independent Certified Public Accountants’ Servicing Report.

                  Not later than 90 days  following  the end of each fiscal year of the  Servicer,  the  Servicer at its expense  shall cause a firm of independent  public  accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain  documents and records relating to the Servicer’s  servicing of mortgage loans of the same type as the Mortgage  Loans pursuant to servicing  agreements  substantially  similar to this  Agreement, which  agreements may include this Agreement,  and that, on the basis of such an  examination,  conducted  substantially  in accordance with the Uniform Single Attestation  Program for Mortgage Bankers,  such firm is of the opinion that the Servicer’s  servicing has been conducted in compliance with the agreements  examined  pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

         Section 6.06  Owner’s Right to Examine Servicer Records.

                  The Owner shall have the right to examine and audit, at its expense,  upon reasonable notice to the Servicer,  during business  hours or at such other  times as might be  reasonable  under  applicable  circumstances,  any and all of the books,  records, documentation  or other  information of the Servicer,  or held by another for the Servicer or on its behalf or otherwise,  which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

                  The Servicer  shall  provide to the Owner and any  supervisory  agents or examiners  representing  a state or federal governmental  agency having  jurisdiction over the Owner access to any documentation  regarding the Mortgage Loans in the possession of the Servicer  which may be required by any  applicable  regulations.  Such access shall be afforded  without  charge,  upon  reasonable request,  during normal  business  hours and at the offices of the Servicer,  and in accordance  with the  applicable  federal or state government regulations.

         Section 6.07  Compliance with REMIC Provisions.

                  If a REMIC  election has been made with respect to the  arrangement  under which the Mortgage  Loans and REO Property are held,  the  Servicer  shall not take any action,  cause the REMIC to take any action or fail to take (or fail to cause to be taken)
any action that,  under the REMIC  Provisions,  if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC  (including  but not limited to the tax on  “prohibited  transactions”
as defined in Section  860F(a)(2) of the Code and the tax on  “contribution” to a REMIC set forth in Section 860G(d) of the Code unless the  Servicer  has  received an Opinion of Counsel (at the  expense of the party  seeking to take such  actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

         Section 6.08  Non-solicitation.

                  The Servicer shall not knowingly conduct any solicitation  exclusively  targeted to the Mortgagors for the purpose of inducing or  encouraging  the early  prepayment  or  refinancing  of the  related  Mortgage  Loans.  It is  understood  and agreed that promotions  undertaken  by the Servicer or any agent or affiliate  of the Servicer  which are directed to the general  public at large, including,  without  limitation,  mass  mailings  based on  commercially  acquired  mailing  lists,  newspaper,  radio  and  television advertisements  shall not constitute  solicitation  under this section.  Nothing  contained herein shall prohibit the Servicer from (i)
distributing to Mortgagors any general  advertising  including  information  brochures,  coupon books,  or other similar  documentation which indicates services the Servicer offers,  including  refinances or (ii) providing  financing of home equity loans to Mortgagors at the Mortgagor’s request.

                                                              ARTICLE VII
                                                  REPORTS TO BE PREPARED BY SERVICER

         Section 7.01  Servicer Shall Provide Information as Reasonably Required.

                  The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement.  The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this
Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                                             ARTICLE VIII
                                                             THE SERVICER

         Section 8.01  Indemnification; Third Party Claims.

                  The Servicer  agrees to indemnify  the Owner,  its  successors  and assigns,  any agent of the Owner,  and the Master
Servicer, and hold each of such Persons harmless from and against any and all claims, losses, damages,  penalties,  fines, forfeitures, legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that such Person may sustain in any way related to the failure of the  Servicer to perform in any way its duties and service the  Mortgage  Loans in strict  compliance  with the terms of this Agreement and for breach of any  representation  or warranty of the Servicer  contained  herein.  The Servicer  shall  immediately notify the Owner or other  indemnified  Person if a claim is made by a third  party  with  respect to this  Agreement  or the  Mortgage
Loans,  assume (with the consent of the Owner and such other Indemnified Person and with counsel  reasonably  satisfactory to the Owner and such Person) the defense of any such claim and pay all expenses in  connection  therewith,  including  counsel  fees,  and promptly pay,  discharge and satisfy any judgment or decree which may be entered against it or such other indemnified  Person in respect of such claim but failure to so notify the Owner and such other  indemnified  Person shall not limit its  obligations  hereunder.  The Servicer agrees  that it will not enter  into any  settlement  of any such claim  without  the  consent of the Owner and such other  indemnified
Person unless such  settlement  includes an  unconditional  release of the Owner and such other  indemnified  Person from all liability that is the subject matter of such claim.  The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 8.02  Merger or Consolidation of the Servicer.

                  The Servicer will keep in full effect its existence,  rights and franchises as a federal  savings bank under the laws the United States except as permitted herein,  and will obtain and preserve its  qualification to do business as a foreign  corporation in each  jurisdiction  in which such  qualification  is or shall be  necessary  to protect  the  validity  and  enforceability  of this
Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  Any Person into which the Servicer  may be merged or  consolidated,  or any  corporation  resulting  from any merger, conversion or  consolidation  to which the Servicer shall be a party, or any Person  succeeding to the business of the Servicer whether or not related to loan  servicing,  shall be the successor of the Servicer  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however,  that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, or which is a  HUD-approved  mortgagee  whose  primary  business is in  origination  and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

         Section 8.03  Limitation on Liability of the Servicer and Others.

                  Neither the Servicer nor any of the  officers,  employees or agents of the Servicer  shall be under any  liability to the Owner for any  action  taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in  judgment  made in good faith;  provided,  however,  that this  provision  shall not protect the  Servicer or any such person against any breach of warranties or  representations  made herein,  or failure to perform in any way its obligations in compliance with any standard of care set forth in this  Agreement,  or any  liability  which would  otherwise be imposed by reason of negligence or any breach of the terms and  conditions  of this  Agreement.  The Servicer  and any officer,  employee or agent of the Servicer may rely in good faith on any  document of any kind prima facie  properly  executed  and  submitted  by the Owner  respecting  any matters  arising hereunder.  The Servicer shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the Mortgage  Loans in accordance  with this Agreement and which in its opinion may involve it in any expenses or  liability;  provided,  however,  that the Servicer may,  with the consent of the Owner,  which  consent  shall not be  unreasonably withheld,  undertake any such action which it may deem  necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom shall be  expenses,  costs and  liabilities  for which the Owner will be liable,  and the Servicer  shall be entitled to be  reimbursed therefor from the Custodial Account pursuant to Section 4.05.

         Section 8.04  Reserved.

         Section 8.05  No Transfer of Servicing.

                  With respect to the  retention of the Servicer to service the Mortgage  Loans  hereunder,  the Servicer  acknowledges that the Owner has acted in  reliance  upon the  Servicer’s  independent  status,  the  adequacy  of its  servicing  facilities,  plan, personnel,  records and procedures,  its integrity,  reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this section,  the Servicer  shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties hereunder or any portion  thereof,  or sell or otherwise  dispose of all or  substantially  all of its property or assets,  without the prior  written  approval of the Owner,  which  approval  shall not be  unreasonably  withheld;  provided  that the
Servicer may assign the  Agreement and the  servicing  hereunder  without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such  affiliate is a Fannie Mae and Freddie Mac approved  servicer and (ii) if it is intended that such affiliate be spun off to the  shareholders  of the Servicer,  such affiliate have a GAAP net worth of at least
$25,000,000  and (iii) such affiliate  shall deliver to the Owner a  certification  pursuant to which such affiliate  shall agree to be bound by the terms and  conditions of this  Agreement  and shall  certify that such  affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                                              ARTICLE IX
                                                                DEFAULT

         Section 9.01  Events of Default.

                  In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                  (i)      any failure by the  Servicer  to remit to the Owner any payment  required to be made under the terms of this
Agreement  which  continues  unremedied for a period of two (2) Business Days after written notice  thereof (it being  understood  that this subparagraph shall not affect Servicer’s  obligation  pursuant to Section 5.01 to pay default interest on any remittance  received by the Owner after the Business Day on which such payment was due); or

                  (ii)     any failure on the part of the Servicer duly to observe or perform in any material  respect any other of the covenants or  agreements on the part of the Servicer set forth in this  Agreement,  the breach of which has a material  adverse  effect and which  continue  unremedied  for a period of sixty days  (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance  policy required to be maintained  under this Agreement and such failure shall be deemed to have a material  adverse  effect) after the date on which written notice of such failure,  requiring the same to be remedied,  shall have been given to the Servicer by the Owner; or

                  (iii)    a decree or order of a court or agency or supervisory  authority having  jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt,  marshaling of assets and liabilities or similar  proceedings,  or for the  winding-up  or  liquidation  of its affairs,  shall have been entered  against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv)     the Servicer shall consent to the  appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy,  readjustment of debt,  marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (v)      the  Servicer  shall admit in writing its  inability to pay its debts  generally as they become due,  file a petition  to take  advantage  of any  applicable  insolvency  or  reorganization  statute,  make an  assignment  for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi)     the  Servicer  ceases to be approved by either  Fannie Mae or Freddie Mac (to the extent such  entities  are then  operating  in a capacity  similar to that in which they  operate on the date  hereof) as a mortgage  loan  servicer for more than thirty days to the extent such entities perform similar functions; or

                  (vii)    the Servicer  attempts to assign its right to  servicing  compensation  hereunder or the Servicer  attempts, without the consent of the Owner,  to sell or  otherwise  dispose of all or  substantially  all of its  property or assets or to assign this  Agreement  or the  servicing  responsibilities  hereunder or to delegate its duties  hereunder or any portion  thereof  except as otherwise permitted herein; or

                  (viii)   the  Servicer  ceases to be  qualified  to transact  business in any  jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially  and  adversely  affects the  Servicer’s  ability to perform its obligations hereunder;

                  then,  and in each and every such case, so long as an Event of Default shall not have been  remedied,  the Owner,  by notice in writing to the  Servicer  may, in addition to whatever  rights the Owner may have under  Section 8.01 and at law or equity to damages,  including  injunctive  relief and specific  performance,  terminate all the rights and obligations of the Servicer under this
Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Servicer for the same. On or after the receipt by the Servicer of such written notice,  all authority and power of the Servicer under this Agreement,  whether with respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the  successor  appointed  pursuant to Section  11.01.  Upon written request from the Owner, the Servicer shall prepare,  execute and deliver,  any and all documents and other  instruments,  place in such successor’s  possession  all Servicing  Files,  and do or accomplish  all other acts or things  necessary or  appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or  assignment  of the Mortgage  Loans and related  documents,  or otherwise,  at the Servicer’s sole expense.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer’s  responsibilities and rights hereunder,  including,  without limitation, the transfer to such  successor  for  administration  by it of all cash amounts  which shall at the time be credited by the  Servicer to the  Custodial
Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

         Section 9.02  Waiver of Defaults.

                  The Owner may waive only by  written  notice  any  default by the  Servicer  in the  performance  of its  obligations hereunder and its  consequences.  Upon any such waiver of a past default,  such default shall cease to exist,  and any Event of Default arising  therefrom  shall be deemed to have been  remedied  for every  purpose of this  Agreement.  No such waiver  shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                               ARTICLE X
                                                              TERMINATION

         Section 10.01  Termination.

                  The respective  obligations  and  responsibilities  of the Servicer shall  terminate upon: (i) the later of the final payment or other  liquidation  (or any advance with respect  thereto) of the last Mortgage Loan or the  disposition of all REO Property and the remittance of all funds due hereunder;  (ii) by mutual consent of the Servicer and the Owner in writing;  (iii)  termination by the Owner  pursuant to Section 9.01,  (iv) sixty (60) days prior written  notice by the Owner to the Servicer or (v) one hundred twenty
(120) days prior written notice by the Servicer to the Owner.

                  If the Owner at its option  elects to  terminate  all of the rights of the  Servicer  hereunder  in  accordance  with subsection (iv) of the preceding  paragraph,  the Owner shall pay the Servicer an amount equal to (i) if such termination occurs within the six month period  following the Servicing  Transfer  Date, an amount equal to $50.00 per Mortgage  Loan,  (ii) if such  termination occurs during the period which is seven months to twelve months  following the Servicing  Transfer  Date, an amount equal to $25.00 per
Mortgage Loan,  (iii) if such  termination  occurs during the period which is thirteen months to fifteen months following the Servicing
Transfer  Date,  an amount equal to $15.00 per Mortgage  Loan and (iv) if such  termination  occurs  during the period which is sixteen
(16) months or more following the Servicing Transfer Date, an amount equal to $10.00.

                  Simultaneously with any such termination and the transfer of servicing  hereunder,  the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

         Section 10.02 Removal of Mortgage  Loans from  Inclusion  under this  Agreement  upon a Whole Loan Transfer or a Pass-Through
Transfer.

                  The Servicer acknowledges and the Owner agrees that with respect to some or all of the Mortgage Loans, the Owner may effect either (1) one or more Whole Loan Transfers, or  (2) one or more Pass-Through Transfers.

                                            The Servicer shall  cooperate with the Owner in connection  with any Whole Loan Transfer or
                           Pass-Through  Transfer  contemplated  by the Owner pursuant to this Section.  In connection  therewith,  and without  limitation,  the Owner shall deliver any reconstitution  agreement or other document related to the
                           Whole Loan  Transfer or  Pass-Through  Transfer to the Servicer at least 15 days prior to such  transfer and the Servicer shall (i) execute any such  reconstitution  agreement which contains  provisions  substantially similar to those herein or otherwise reasonably  acceptable to the Owner and the Servicer and which restates the  representations  and  warranties  contained  in Article III as of the date of  transfer  (except to the extent any such representation or warranty is not accurate on such date);  provided,  however, that Servicer agrees that any such  reconstitution  agreement in connection  with a Whole Loan Transfer to Fannie Mae will be  reasonably  acceptable  to the  Servicer if it  obligates  the  Servicer to service the  Mortgage  Loans further,  that only a notice of transfer  identifying the Mortgage Loans to be transferred  need be given further,  that only a notice of transfer  identifying the Mortgage Loans to be transferred  need be given in the case of a  Pass-Through  Transfer by the initial Owner to Structured  Asset Mortgage  Investments,  Inc.
                           (“SAMI”) and by SAMI to the Trustee in connection with such Pass-Through  Transfer;  and (ii) deliver to the
                           Owner for  inclusion in any  prospectus or other  offering  material  such  publicly  available  information regarding the Servicer,  its financial  condition and its mortgage loan  delinquency,  foreclosure  and loss experience and any additional  information  reasonably  requested by the Owner,  and to deliver to the Owner any similar  non-public,  unaudited  financial  information,  in which case the Owner shall bear the cost of having such information  audited by certified  public  accountants if the Owner desires such an audit, or as is  otherwise  reasonably  requested  by the Owner and which the  Servicer is capable of  providing  without unreasonable effort or expense, and to indemnify the Owner and its affiliates for material  misstatements or omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule.

                  With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, effected by the Owner, Owner
(i) shall reimburse Servicer for all reasonable out-of-pocket third party costs and expenses related thereto and (ii) shall pay
Servicer a reasonable amount representing time and effort expended by Servicer related thereto (which amount shall be reasonably agreed upon by Servicer and Owner prior to the expenditure of such time and effort); provided, however, that for each Whole Loan
Transfer and/or Pass-Through Transfer, the sum of such amounts described in subsections (i) and (ii) above shall in no event exceed
$5,000.  For purposes of this paragraph, all Whole Loan Transfers and/or Pass-Through Transfers made to the same entity within the same accounting cycle shall be considered one Whole Loan Transfer or Pass-Through Transfer.

                  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

         Section 10.03  Master Servicer.

                  The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master
Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Owner, shall have the same rights as the Owner to enforce the obligations of the Servicer under this Agreement.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement if such failure constitutes an Event of Default as provided in Article X of this Agreement.  Notwithstanding anything to the contrary, in no event shall the Master Servicer assume any of the obligations of the Owner under this Agreement.

         Section 10.04  Transfer of Servicing for Defaulted Loans.

                  The Owner shall have the option, exercisable in its sole discretion and upon reasonable written notice to the
Servicer, to transfer to a third-party servicer any Mortgage Loan that is more than sixty (60) days delinquent with respect to
Monthly Payments.  Upon such transfer, the Owner will reimburse the Servicer for all unreimbursed Monthly Advances and Servicing
Advances with respect to such Mortgage Loan and the reasonable costs and expenses incurred by the Servicer in connection with the transfer of servicing with respect to such Mortgage Loan.

                                                              ARTICLE XI
                                                       MISCELLANEOUS PROVISIONS

         Section 11.01  Successor to the Servicer.

                  Prior to termination of the Servicer’s  responsibilities  and duties under this Agreement  pursuant to Sections 8.04,
9.01 or 10.01(ii),  the Owner shall (i) succeed to and assume all of the Servicer’s  responsibilities,  rights,  duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume  all of the  responsibilities,  duties and  liabilities  of the  Servicer  under this  Agreement  prior to the termination of the Servicer’s  responsibilities,  duties and liabilities under this Agreement.  In connection with such appointment and assumption,  the Owner may make such  arrangements  for the  compensation  of such  successor out of payments on Mortgage  Loans as the
Owner and such successor shall agree. In the event that the Servicer’s  duties,  responsibilities  and liabilities under this Agreement should be terminated  pursuant to the aforementioned  sections,  the Servicer shall discharge such duties and  responsibilities  during the period from the date it acquires  knowledge of such termination  until the effective date thereof with the same degree of diligence and  prudence  which it is  obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might  impair or prejudice  the  rights  or  financial  condition  of its  successor.  The  resignation  or  removal  of the  Servicer  pursuant  to the aforementioned  sections  shall not become  effective  until a successor  shall be  appointed  pursuant to this section and shall in no event relieve the Servicer of the  representations  and warranties made pursuant to Article III and the remedies available to the Owner under  Section  8.01, it being  understood  and agreed that the  provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  Any successor  appointed as provided  herein shall execute,  acknowledge and deliver to the Servicer and to the Owner an instrument  accepting such  appointment,  whereupon such successor  shall become fully vested with all the rights,  powers,  duties, responsibilities,  obligations and liabilities of the Servicer,  with like effect as if originally  named as a party to this Agreement.
Any  termination or resignation of the Servicer or this Agreement  pursuant to Section 8.04,  9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

                  The Servicer  shall promptly  deliver to the successor the funds in the Custodial  Account and the Escrow Account and the  Servicing  Files and related  documents and  statements  held by it hereunder  and the Servicer  shall account for all funds.  The
Servicer  shall  execute and deliver  such  instruments  and do such other things all as may  reasonably  be required to more fully and definitely  vest and confirm in the successor all such rights,  powers,  duties,  responsibilities,  obligations and liabilities of the
Servicer.  The successor  shall make such  arrangements as it may deem  appropriate to reimburse the Servicer for  unrecovered  Monthly
Advances and Servicing  Advances which the successor  retains  hereunder and which would  otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

                  Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

                  All reasonable  costs and expenses  incurred in connection  with  replacing the Servicer upon its  resignation or the termination of the Servicer in accordance  with the terms of this Agreement,  including,  without  limitation,  (i) all legal costs and expenses and all due diligence  costs and expenses  associated  with an evaluation  of the potential  termination  of the Servicer as a result of an Event of Default and (ii) all costs and  expenses  associated  with the  complete  transfer of  servicing,  including  all servicing  files and all servicing data and the  completion,  correction or  manipulation  of such servicing data as may be required by the successor  servicer to correct any errors or  insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage  Loans in accordance  with this  Agreement,  shall be payable on demand by the  resigning or  terminated  Servicer without any right of reimbursement therefor.

         Section 11.02  Amendment.

                  This  Agreement  may be amended from time to time by the Servicer  and the Owner by written  agreement  signed by the
Servicer and the Owner.

         Section 11.03  Recordation of Agreement.

                  To the extent  permitted by applicable  law,  this  Agreement is subject to  recordation  in all  appropriate  public offices for real property records in all the counties or other comparable  jurisdictions in which any of all the properties  subject to the Mortgages are situated,  and in any other appropriate public recording office or elsewhere,  such recordation to be effected by the
Owner at the  Owner’s  expense on  direction  of the Owner  accompanied  by an opinion of counsel to the effect  that such  recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

         Section 11.04  Governing Law.

                  THIS  AGREEMENT  SHALL BE GOVERNED BY AND  CONSTRUED IN  ACCORDANCE  WITH THE INTERNAL  LAWS OF THE STATE OF NEW YORK
WITHOUT  GIVING EFFECT TO PRINCIPLES  OF CONFLICTS OF LAWS.  THE  OBLIGATIONS,  RIGHTS AND REMEDIES OF THE PARTIES  HEREUNDER  SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05  Notices.

                  Any demands,  notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail,  postage  prepaid,  and  return  receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

                  (i)      if to the Servicer:

                           Alliance Mortgage Company
                           addressStreet8100 Nations Way
                           placeCityJacksonville, StateFlorida PostalCode32256
                           Attention:  Carolyn Cragg
                           Telecopier No.:  (904) 281-6206

                  and,

                           Alliance Mortgage Company
                           addressStreet8100 Nations Way
                           placeCityJacksonville, StateFlorida PostalCode32256
                           Attention:  Michael C. Koster
                           Telecopier No.:  (904) 281-6145

                  (ii)     if to the Owner:

                           Mac Arthur Ridge II
                           909 Hidden Ridge Drive, addressStreetSuite 200
                           placeCityIrving, StateTexas PostalCode75038
                           Attention:  Ms. Ralene Ruyle
                           Telecopier No.:  (972) 444-2880

                  (iii)    if to the Master Servicer:

                           11000 Broken addressStreetLand Parkway
                           placeCityColumbia, StateMaryland PostalCode21044
                           Attention:  Master Servicing - Bear Stearns
                           Telecopier No.:  (410) 884-2360

or such other  address as may  hereafter  be furnished to the other party by like notice.  Any such demand,  notice,  or  communication hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

         Section 11.06  Severability of Provisions.

                  Any part, provision,  representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable  shall be  ineffective  to the  extent  of such  prohibition  or  unenforceability  without  invalidating  the  remaining provisions  hereof. Any part,  provision,  representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating  the  remaining  provisions  hereof,  and  any  such  prohibition  or  unenforceability  in any jurisdiction  as to any Mortgage Loan shall not invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted by applicable  law, the parties  hereto waive any provision of law which  prohibits or renders void or  unenforceable any provision  hereof. If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the  economic  benefit  intended to be  conferred  by this  Agreement,  the parties  shall  negotiate,  in good faith,  to develop a structure the economic effect of which is nearly as possible the same as the economic  effect of this Agreement  without regard to such invalidity.

         Section 11.07  Exhibits

                  The  exhibits to this  Agreement  are hereby  incorporated  and made a part  hereof and are an integral  part of this
Agreement.

         Section 11.08  General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i)      the terms defined in this  Agreement  have the meanings  assigned to them in this  Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii)     accounting  terms not  otherwise  defined  herein  have the  meanings  assigned to them in  accordance  with generally accepted accounting principles;

                  (iii)    references herein to “Articles,”  “Sections,”  “Subsections,”  “Paragraphs,” and other subdivisions  without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv)     a reference to a Subsection  without  further  reference to a Section is a reference to such  Subsection  as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v)      the words  “herein,”  “hereof,”  “hereunder”  and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi)     the term “include” or “including” shall mean without limitation by reason of enumeration.

         Section 11.09  Reproduction of Documents.

                  This  Agreement  and all  documents  relating  hereto,  including,  without  limitation,  (i)  consents,  waivers and modifications  which may hereafter be executed,  (ii) documents received by any party at the closing,  and (iii) financial  statements, certificates and other information previously or hereafter furnished,  may be reproduced by any photographic,  photostatic,  microfilm, micro-card,  miniature  photographic  or other similar  process.  The parties agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and whether or not such  reproduction  was made by a party in the  regular  course of  business,  and that any  enlargement,  facsimile  or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.10  Confidentiality of Information.

                  Each party  recognizes  that,  in  connection  with this  Agreement,  it may become privy to  non-public  information regarding  the  financial  condition,  operations  and  prospects of the other party.  Except as required to be disclosed by law,  each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential,  and to use all such  information solely in order to effectuate the purpose of this Agreement.

         Section 11.11  Assignment by the Owner.

                  The Owner shall have the right,  without the consent of the  Servicer  hereof,  to assign,  in whole or in part,  its interest  under this Agreement  with respect to some or all of the Mortgage  Loans,  and designate any person to exercise any rights of the Owner  hereunder,  by executing an assignment and assumption  agreement  reasonably  acceptable to the Servicer and the assignee or designee  shall accede to the rights and  obligations  hereunder of the Owner with respect to such  Mortgage  Loans.  In no event shall
Owner sell a partial  interest in any Mortgage  Loan.  All  references  to the Owner in this  Agreement  shall be deemed to include its assignees or  designees.  It is  understood  and agreed  between the Owners and the Servicer  that no more than five (5) Persons  shall have the right of owner under this Agreement at any one time.

         Section 11.12  No Partnership.

                  Nothing  herein  contained  shall be deemed or  construed to create a  co-partnership  or joint  venture  between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

         Section 11.13  Execution, Successors and Assigns.

                  This  Agreement  may be  executed  in one or more  counterparts  and by the  different  parties  hereto  on  separate counterparts,  each of which, when so executed,  shall be deemed to be an original; such counterparts,  together,  shall constitute one and the same  agreement.  Subject to Section 8.05,  this  Agreement  shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

         Section 11.14  Entire Agreement.

                  Each of the Servicer and the Owner  acknowledge  that no  representations,  agreements or promises were made to it by the other party or any of its employees other than those  representations,  agreements or promises specifically  contained herein. This
Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

                  IN WITNESS  WHEREOF,  the  Servicer  and the Owner have caused  their names to be signed  hereto by their  respective officers thereunto duly authorized as of the date and year first above written.

                                            EMC MORTGAGE CORPORATION

                                            By:____________________________________
                                                Name:  Ralene Ruyle
                                                Title:    President

                                            ALLIANCE MORTGAGE COMPANY

                                            By:____________________________________
                                                 Name: Carolyn S. Cragg
                                                 Title: Senior Vice President

                                                               EXHIBIT A

                                                                FORM OF
                                                       ACKNOWLEDGEMENT AGREEMENT

         On this ____ day of __________ 200__, EMC Mortgage Corporation (the “Owner”) hereby delivers the mortgage loans identified on Schedule A attached hereto (the “Mortgage Loans”) to Alliance Mortgage Corporation (the “Servicer”) and the Servicer hereby agrees to service the mortgage loans identified on Schedule A attached hereto (the “Mortgage Loans”) pursuant to the Subservicing Agreement dated as of August 1, 2002 by and between the Owner and the Servicer.

                                    ALLIANCE MORTGAGE CORPORATION.

                                    By:_____________________________

                                    Name:___________________________

                                    Title:__________________________

                                                               EXHIBIT B

                                                  CUSTODIAL ACCOUNT LETTER AGREEMENT
                                                                (date)

To:______________________
_________________________
_________________________
    (the “Depository”)

                  As “Servicer” under the Subservicing  Agreement,  dated as of August 1, 2002, (the “Agreement”),  we hereby authorize and request you to  establish an account,  as a Custodial  Account  pursuant to Section  4.04 of the  Agreement,  to be  designated  as
“Alliance  Mortgage  Company  Custodial  Account,  in trust for EMC Mortgage  Corporation,  Owner of Whole Loan Mortgages,  and various
Mortgagors.”  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the  Servicer.  You may refuse any deposit which would result in violation of the  requirement  that the account be fully insured as described  below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                 By:____________________
                                 Name:__________________
                                 Title:_________________

                  The undersigned,  as  “Depository”,  hereby  certifies that the above described  account has been  established  under
Account  Number  __________,  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided  above.  The full amount  deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit
Insurance  Corporation  through the Bank  Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in Permitted
Investments as defined in the Agreement.

                                 [                  ]
                                 (name of Depository)
                                 By:____________________
                                 Name:__________________
                                 Title:_________________

                                                               EXHIBIT C

                                                    ESCROW ACCOUNT LETTER AGREEMENT

                                                                (date)

To:___________________________
______________________________
______________________________
       (the “Depository”)

                  As “Servicer” under the Subservicing  Agreement,  dated as of August 1, 2002 (the  “Agreement”),  we hereby authorize and request  you to  establish  an account,  as an Escrow  Account  pursuant to Section  4.06 of the  Agreement,  to be  designated  as
“Alliance  Mortgage  Company  Escrow  Account,  in trust for EMC  Mortgage  Corporation,  Owner of Whole Loan  Mortgages,  and  various
Mortgagors.”  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the  Servicer.  You may refuse any deposit which would result in violation of the  requirement  that the account be fully insured as described  below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                 By:____________________
                                 Name:__________________
                                 Title:_________________

                  The undersigned,  as  “Depository”,  hereby  certifies that the above described  account has been  established  under
Account  Number  __________,  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided  above.  The full amount  deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit
Insurance  Corporation  through the Bank  Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in Permitted
Investments as defined in the Agreement.

                                 [                  ]
                                 (name of Depository)
                                 By:____________________
                                 Name:__________________
                                 Title:_________________

                                                               EXHIBIT D

                                                   REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank placeStateMinnesota, National Association
         addressStreet1015 10th Avenue S.E.
         placeCityMpls., StateMN  PostalCode55414
         Attn:  ________________

         Re:      Custodial Agreement dated as of ________, among _____________________.          and      Wells       Fargo       Bank
                  placeStateMinnesota, National Association, as Custodian

                  In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian’s Mortgage File for the
Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______           1.       Mortgage Paid in Full

_______           2.       Foreclosure

_______           3.       Substitution

_______           4.       Other Liquidation (Repurchases, etc.)

_______           5.       Nonliquidation  [Reason:_______________________________]

Address to which Custodian should
Deliver the Custodian’s Mortgage File:      __________________________________________
                                                 __________________________________________
                                                 __________________________________________

                                                     By:_______________________________________
                                                                        (authorized signer)
         Issuer:___________________________________
        Address:___________________________________
                ___________________________________

         Date:______________________________________

Custodian

Wells Fargo Bank placeStateMinnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:

____________________________________                 _________________
Signature                                            Date

Documents returned to Custodian:

____________________________________                 _________________
Custodian                                            Date

                                                               EXHIBIT E

                                                   LOAN LEVEL FORMAT FOR TAPE INPUT,
                                                       SERVICER PERIOD REPORTING

The format for the tape should be:

1.  Record length of 240
2.  Blocking factor of 07 records per block
3.  ASCII
4.  Unlabeled tape
5.  6250 or 1600 BPI (please indicate)

                                                                                COBOL
Field Name                          Position         Length            “picture”

Master Servicer No.                 001-002          2                 “01”
Unit Code                           003-004          2                 “  “
Loan Number                         005-014          10                X(10)
Borrower Name                       015-034          20                X(20)
Old Payment Amount                  035-045          11                S9(9)V9(02)
Old Loan Rate                       046-051          6                 9(2)V9(04)
Servicer Fee Rate                   052-057          6                 9(2)V9(04)
Servicer Ending Balance             058-068          11                S9(9)V9(02)
Servicer Next Due Date              069-076          8                 CCYYMMDD
Curtail Amt 1 - Before              077-087          11                S9(9)V9(02)
Curtail Date 1                      088-095          8                 CCYYMMDD
Curtail Amt 1 - After               096-106          11                S9(9)V9(02)
Curtail Amt 2 - Before              107-117          11                S9(9)V9(02)
Curtail Date 2                      118-125          8                 CCYYMMDD
Curtail Amt 2 - After               126-136          11                S9(9)V9(02)
Curtail Amt 3 - Before              137-147          11                S9(9)V9(02)
Curtail Date 3                      148-155          8                 CCYYMMDD
Curtail Amt 3 - After               156-166          11                S9(9)V9(02)
New Payment Amount                  167-177          11                S9(9)V9(02)
New Loan Rate                       178-183          6                 9(2)V9(04)
Index Rate                          184-189          6                 9(2)V9(04)
Remaining Term                      190-192          3                 9(3)
Liquidation Amount                  193-203          11                S9(9)V9(02)
Action Code                         204-205          2                 X(02)
Scheduled Principal                 206-216          11                S9(9)V9(02)
Scheduled Interest                  217-227          11                S9(9)V9(02)
Scheduled Ending Balance            228-238          11                S9(9)V9(02)
FILLER                              239-240          2                 X(02)

Trailer Record:

Number of Records                   001-006          6                 9(06)
FILLER                              007-240          234               X(234)

Field Names and Descriptions:

Field Name                                  Description

Master Servicer No.                         Hard code as “01” used internally

Unit Code                                   Hard code as “  “ used internally

Loan Number                                 Investor’s loan number

Borrower Name                               Last name of borrower

Old Payment Amount                          P&I amount used for the applied payment

Old Loan Rate                               Gross interest rate used for the applied payment

Servicer Fee Rate                           Servicer’s fee rate

Servicer Ending Balance                     Ending actual balance after a payment has been applied

Servicer Next Due Date                      Borrower’s next due date for a payment

Curtailment Amount 1 - Before               Amount of curtailment applied before the payment

Curtailment Date 1                          Date of curtailment should coincide with the payment date
                                            applicable to the curtailment

Curtailment Amount 1 - After                Amount of curtailment applied after the payment

Curtailment Amount 2 - Before               Amount of curtailment applied before the payment

Curtailment Date 2                          Date of curtailment should coincide with the payment date
                                            applicable to the curtailment

Curtailment Amount 2 - After                Amount of curtailment applied after the payment

Curtailment Amount 3 - Before               Amount of curtailment applied before the payment

Curtailment Date 3                          Date of curtailment should coincide with the payment date
                                            applicable to the curtailment

Curtailment Amount 3 - After                Amount of curtailment applied after the payment

New Payment Amount                          For ARM, Equal, or Buydown loans, when a payment change
                                            occurs, this is the scheduled payment

New Loan Rate                               For ARM loans, when the gross interest rate change occurs, this is the scheduled rate

Index Rate                                  For ARM loans, the index rate used in calculating the new
gross interest rate

Remaining Term                              For ARM loans, the number of months left on the loan used
to determine the new P&I amount

Liquidation Amount                          The payoff amount of the loan

Action Code                                 For delinquent loans:
                                            12 -- Relief Provisions
                                            15 -- Bankruptcy/Litigation
                                            20 -- Referred for Deed-in-lieu, short sale
                                            30 -- Referred to attorney to begin foreclosure
                                            60 -- Loan Paid in full
                                            70 -- Real Estate Owned

Scheduled Principal                         Amount of principal from borrower payment due to
bondholder

Scheduled Interest                          Amount of interest from borrower payment due to bondholder

Scheduled Ending Balance                    Ending scheduled balance of loan

FILLER                                      Should be filled with spaces

                                                               EXHIBIT F

                                                  REPORTING DATA FOR DEFAULTED LOANS

Data  must be  submitted  to Wells  Fargo  Bank in an Excel  spreadsheet  format  with  fixed  field  names  and data  type.  The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency

          Name                                                Type                                  Size
          Servicer Loan #                                     Number (Double)                         8
          Investor Loan #                                     Number (Double)                         8
          Borrower Name                                       Text                                   20
          Address                                             Text                                   30
          State                                               Text                                    2
          Due Date                                            Date/Time                               8
          Action Code                                         Text                                    2
          FC Received                                         Date/Time                               8
          File Referred to Atty                               Date/Time                               8
          NOD                                                 Date/Time                               8
          Complaint Filed                                     Date/Time                               8
          Sale Published                                      Date/Time                               8
          Target Sale Date                                    Date/Time                               8
          Actual Sale Date                                    Date/Time                               8
          Loss Mit Approval Date                              Date/Time                               8
          Loss Mit Type                                       Text                                    5
          Loss Mit Estimated Completion Date                  Date/Time                               8
          Loss Mit Actual Completion Date                     Date/Time                               8
          Loss Mit Broken Plan Date                           Date/Time                               8
          BK Chapter                                          Text                                    6
          BK Filed Date                                       Date/Time                               8
          Post Petition Due                                   Date/Time                               8
          Motion for Relief                                   Date/Time                               8
          Lift of Stay                                        Date/Time                               8
          RFD                                                 Text                                   10
          Occupant Code                                       Text                                   10
          Eviction Start Date                                 Date/Time                               8
          Eviction Completed Date                             Date/Time                               8
          List Price                                          Currency                                8
          List Date                                           Date/Time                               8
          Accepted Offer Price                                Currency                                8
          Accepted Offer Date                                 Date/Time                               8
          Estimated REO Closing Date                          Date/Time                               8
          Actual REO Sale Date                                Date/Time                               8

     Items in bold are  MANDATORY  FIELDS.  We must  receive  information  in those  fields  every  month in order for your file to be accepted.

The Action Code Field should show the applicable  numeric code to indicate that a special  action is being taken.  The Action Codes are the following:

              12-Relief Provisions
              15-Bankruptcy/Litigation
              20-Referred for Deed-in-Lieu
              30-Referred fore Foreclosure
              60-Payoff
              65-Repurchase
              70-REO-Held for Sale
              71-Third Party Sale/Condemnation
              72-REO-Pending Conveyance-Pool Insurance claim filed

Wells  Fargo  Bank  will  accept  alternative  Action  Codes to those  above,  provided  that the Codes are  consistent  with  industry standards.  If Action Codes other than those above are used,  the Servicer must supply Wells Fargo Bank with a  description  of each of the Action Codes prior to sending the file.

Description of Action Codes:
Action Code 12 - To report a Mortgage  Loan for which the Borrower has been granted  relief for curing a  delinquency.  The Action Date is the date the relief is expected to end.  For  military  indulgence,  it will be three months  after the  Borrower’s  discharge  from military service.

Action Code 15 - To report the  Borrower’s  filing for  bankruptcy or  instituting  some other type of litigation  that will prevent or delay  liquidation of the Mortgage Loan.  The Action Date will be either the date that any repayment plan (or  forbearance)  instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a  deed-in-lieu  or an assignment  of the  property.  The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the  decision has been made to foreclose  the Mortgage  Loan.  The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage  Loan has been paid in full  either at, or prior to,  maturity.  The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is  repurchasing  the Mortgage Loan.  The Action Date is the date the repurchase  proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage  Loan has been  foreclosed or a  deed-in-lieu  of  foreclosure  has been  accepted,  and the
Servicer,  on behalf of the owner of the  Mortgage  Loan,  has acquired the property and may dispose of it. The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been  foreclosed and a third party acquired the property,  or a total  condemnation of the property has occurred.  The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been  foreclosed,  or a  deed-in-lieu  has been  accepted,  and the property may be conveyed to the mortgage  insurer and the pool insurance  claim has been filed.  The Action Date is the date of the  foreclosure  sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement.  The following are acceptable:

          ASUM-      Approved Assumption
          BAP-       Borrower Assistance Program
          CO-        Charge Off
          DIL-       Deed-in-Lieu
          FFA-       Formal Forbearance Agreement
          MOD-       Loan Modification
          PRE-       Pre-Sale
          SS-        Short Sale
          MISC-      Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept  alternative  Loss  Mitigation  Types to those above,  provided  that they are  consistent  with  industry standards.  If Loss  Mitigation  Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property.  The acceptable codes are:

          Mortgagor
          Tenant
          Unknown
          Vacant

                                                         AMENDMENT NUMBER ONE
                                                                to the

                                                        SUBSERVICING AGREEMENT

                                                      Dated as of January 1, 2006

                                                                between

                                                       EMC MORTGAGE CORPORATION,
                                                               as Owner

                                                                  and

                                     EVERHOME MORTGAGE COMPANY (F/K/A ALLIANCE MORTGAGE COMPANY),
                                                              as Servicer

         This  AMENDMENT  NUMBER ONE (this  “Amendment”)  is made and entered  into this 1st day of January,  2006,  by and between EMC
Mortgage Corporation,  a Delaware corporation,  as owner (the “Owner”) and Everhome Mortgage Company (f/k/a Alliance Mortgage Company),
as servicer (the “Servicer”) in connection with the  Subservicing  Agreement,  dated as of August 1, 2002,  between the above mentioned parties (the “Agreement”). This Amendment is made pursuant to Section 11.02 of the Agreement.

                                                               RECITALS

         WHEREAS, the parties hereto have entered into the Agreement;

         WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

         NOW, THEREFORE,  in consideration of the premises and for other good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Capitalized  terms  used  herein  and not  defined  herein  shall  have the  meanings  assigned  to such terms in the
Agreement.

         2.       Article I of the Agreement is hereby amended  effective as of the date hereof by adding the following  definitions to
Section 1.01:

         Commission or SEC:  The Securities and Exchange Commission.

         Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Pass-Through Transfer.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Prepayment  Charge:  Any  prepayment  premium,  penalty or charge  payable by a Mortgagor  in  connection  with any  Principal
Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

         Regulation AB: Subpart  229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.  §§229.1100-229.1123,  as amended from time to time, and subject to such  clarification  and  interpretation  as have been provided by the Commission in the adopting  release
(Asset-Backed  Securities,  Securities  Act Release No.  33-8518,  70 Fed.  Reg.  1,506,  1,531 (Jan.  7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Servicing  Criteria:  As of any date of  determination,  the “servicing  criteria” set forth in Item 1122(d) of Regulation AB, or any  amendments  thereto,  a summary  of the  requirements  of which as of the date  hereof  is  attached  hereto  as  Exhibit I for convenience  of  reference  only.  In the event of a  conflict  or  inconsistency  between  the terms of Exhibit I and the text of Item
1122(d) of  Regulation  AB, the text of Item 1122(d) of Regulation AB shall control (or those  Servicing  Criteria  otherwise  mutually agreed to by the Owner, the Servicer and any Person that will be responsible for signing any Sarbanes  Certification  with respect to a
Pass-Through Transfer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit I).

         Subcontractor:  Any vendor,  subcontractor  or other Person that is not responsible for the overall  servicing (as “servicing”
is commonly  understood by participants in the  mortgage-backed  securities market) of Mortgage Loans but performs one or more discrete functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage  Loans under the direction or authority of the Servicer or a Subservicer.

         Subservicer:  Any Person that services  Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance  (whether directly or through  Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any  Reconstitution  Agreement  related thereto that are identified in
Item 1122(d) of Regulation AB.

         3.       Article I of the  Agreement  is  hereby  amended  effective  as of the date  hereof by  deleting  the  definition  of
Pass-Through Transfer in Section 1.01 and replacing it with the following:

         Pass-Through  Transfer:  Any  transaction  involving  either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly  offered or privately  placed,  rated or unrated mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

         4.       Article I of the Agreement is hereby amended  effective as of the date hereof by deleting the definition of Principal
Prepayment in Section 1.01 and replacing it with the following:

         Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial,  which is received in advance of its scheduled Due Date,  including any Prepayment Charge and which is not accompanied by an amount of interest  representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         5.       Article III of the Agreement is hereby amended  effective as of the date hereof by adding the following  after clause
(h):

         (i)      Servicer has delivered to the Owner financial  statements of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent  results of operations and financial  position for the period identified and has been prepared in accordance  with GAAP  consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto. There has been no change in the servicing policies and procedures,  business, operations,  financial condition,  properties or assets of the Servicer  since the date of the Servicer’s  financial  information  that would  reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement;

         (j)      As of the date of each  Pass-Through  Transfer,  and except as has been otherwise  disclosed to the Owner, the Master
Servicer  and any  Depositor:  (1) the  Servicer  is not aware and has not  received  notice  that any  default  or  servicing  related performance  trigger has  occurred as to any other  securitization  due to any act or failure to act of the  Servicer;  (2) no material noncompliance  with applicable  servicing criteria as to any other  securitization has been disclosed or reported by the Servicer;  (3)
the Servicer has not been terminated as servicer in a residential  mortgage loan  securitization,  either due to a servicing default or to  application  of a servicing  performance  test or  trigger;  (4) no  material  changes to the  Servicer’s  servicing  policies  and procedures  for  similar  loans has  occurred  in the  preceding  three  years;  (5) there are no aspects of the  Servicer’s  financial condition that could have a material adverse impact on the performance by the Servicer of its obligations  hereunder;  (6) there are no legal  proceedings  pending,  or known to be contemplated by governmental  authorities,  against the Servicer that could be material to investors in the securities  issued in such  Pass-Through  Transfer;  and (7) there are no affiliations,  relationships or transactions relating to the Servicer of a type that are described under Item 1119 of Regulation AB.

         (k)      If so requested by the Owner or any Depositor on any date,  the Servicer  shall,  within five Business Days following such request,  confirm in writing the accuracy of the  representations  and  warranties  set forth in clause (j) of this Article or, if any such  representation  and warranty is not accurate as of the date of such request,  provide reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

         (l)      Notwithstanding  anything to the contrary in the Agreement,  the Servicer shall (or shall cause each  Subservicer to)
(i)  immediately  notify the Owner,  the Master  Servicer and any Depositor in writing of (A) any material  litigation or  governmental proceedings  pending  against  the  Servicer  or any  Subservicer  of a type  contemplated  by Item  1117  of  Regulation  AB,  (B) any affiliations  or  relationships  that  develop  following  the closing  date of a  Pass-Through  Transfer  between the  Servicer or any
Subservicer  and any of the parties  specified in clause (7) of paragraph  (j) of this Article  (and any other  parties  identified  in writing by the requesting party) with respect to such  Pass-Through  Transfer of a type contemplated by Item 1119 of Regulation AB, (C)
any Event of Default  under the terms of this  Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation  or sale of substantially  all of the  assets of the  Servicer,  except as  provided  in clause  (m) below,  and (E) the  Servicer’s  entry into an agreement  with a  Subservicer  to  perform or assist in the  performance  of any of the  Servicer’s  material  obligations  under this
Agreement or any  Reconstitution  Agreement  related  thereto and (ii)  provide to the Owner and any  Depositor a  description  of such proceedings, affiliations or relationships.

         All notification pursuant to this clause (l), other than those pursuant to (l)(i)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to (l)(i)(A) should be sent to:

         EMC Mortgage Corporation
         Two Mac Arthur Ridge
         909 Hidden Ridge Drive, Suite 200
         Irving, TX 75038
         Attention:  Associate General Counsel for Loan Administration
         Facsimile:  (972) 831-2555

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         (m)      As a condition to the succession to the Servicer or any  Subservicer as servicer or subservicer  under this Agreement or any  Reconstitution  Agreement  related  thereto  by any Person (i) into which the  Servicer  or such  Subservicer  may be merged or consolidated,  or (ii) which may be  appointed as a successor to the Servicer or any  Subservicer,  the Servicer  shall  provide to the
Owner,  the  Master  Servicer  and any  Depositor,  at  least 15  calendar  days  prior to the  effective  date of such  succession  or appointment,  (x) written  notice to the Owner,  the Master  Servicer and any Depositor of such  succession or  appointment  and (y) in writing and in form and substance  reasonably  satisfactory  to the Owner,  the Master  Servicer and such  Depositor,  all  information reasonably  requested by the Owner,  the Master Servicer or any Depositor in order to comply with its reporting  obligation  under Item
6.02 of Form 8-K with respect to any class of asset-backed securities.

         6.       Article IV of the  Agreement  is hereby  amended  effective as of the date hereof by adding the  following  after the first sentence of Section 4.01:

         In addition,  the Servicer  shall furnish  information  regarding  the borrower  credit files related to such Mortgage Loan to credit  reporting  agencies  in  compliance  with the  provisions  of the Fair Credit  Reporting  Act and the  applicable  implementing regulations.

         7.       Article IV of the  Agreement is hereby  amended  effective as of the date hereof by adding the  following as the last paragraph of Section 4.02:

         The  Servicer  shall not waive any  Prepayment  Charge  unless:  (i) the  enforceability  thereof  shall have been  limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal,  or any local, state or federal agency has threatened legal action if the Prepayment Charge is enforced,  (iii) the mortgage debt has been  accelerated in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary  in  servicing  similar  Mortgage  Loans and  relates to a default or a  reasonably  foreseeable  default  and would,  in the reasonable  judgment of the Servicer,  maximize  recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment  Charge is waived,  but does not meet the standards  described  above,  then the Servicer is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Owner by the Remittance Date.

         8.       Article IV of the  Agreement is hereby  amended  effective  as of the date hereof by revising the first  paragraph of
Section 4.03 by adding the following after the first sentence:

         In  determining  the  delinquency  status of any Mortgage  Loan,  the Servicer will use  delinquency  recognition  policies as described to and approved by the Owner, and shall revise these policies as requested by the Owner from time to time.

         9.       Article V of the  Agreement  is hereby  amended  effective  as of the date  hereof by  deleting  Section  5.02 in its entirety and replacing it with the following:

         Section 5.02      Statements to the Owner.

         The Servicer shall furnish to Owner an individual  Mortgage Loan accounting  report (a “Report”),  as of the last Business Day of each month, in the Servicer's  assigned loan number order to document Mortgage Loan payment activity on an individual  Mortgage Loan basis.  With  respect to each month,  such Report  shall be received by the Owner no later than the fifth  Business Day of the month of the related Remittance Date on a disk or tape or other  computer-readable  format in such format as may be mutually agreed upon by both the Owner and the Servicer, and in hard copy, which Report shall contain the following:

         (i)      with respect to each Mortgage Loan and each Monthly  Payment,  the amount of such  remittance  allocable to principal
(including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)     with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)    with respect to each Mortgage Loan, the amount of servicing  compensation  received by the Servicer  during the prior distribution period;

         (iv)     the Stated Principal  Balance of each Mortgage Loan and the aggregate Stated Principal  Balance of all Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

         (v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

         (vi)     with  respect  to each  Mortgage  Loan,  the  aggregate  amount of any  Insurance  Proceeds,  Condemnation  Proceeds,
Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

         (vii)    with  respect to each  Mortgage  Loan,  the amount of any  Prepayment  Interest  Shortfalls  paid by the  Servicer in accordance with Section 4.04(ix) during the prior distribution period;

         (viii)   the beginning and ending balances of the Custodial Account and Escrow Account;

         (ix)     the number of  Mortgage  Loans as of the first day of the  distribution  period and the last day of the  distribution period;

         (x)      with respect to each Mortgage Loan, the Stated  Principal  Balance of each Mortgage Loan (a) delinquent as grouped in the following  intervals  through final  liquidation  of such Mortgage  Loan: 30 to 59 days, 60 to 89 days, 90 days or more;  (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

         (xi)     with respect to each  Mortgage  Loan,  the amount and severity of any realized  loss  following  liquidation  of such
Mortgage Loan;

         (xii)    with respect to each Mortgage Loan, and in the aggregate for all Mortgage Loans,  the amount of any Monthly  Advances made by the Servicer during the prior distribution period;

         (xiii)   with respect to each  Mortgage  Loan, a description  of any  Servicing  Advances made by the Servicer with respect to such Mortgage Loan including the amount,  terms and general purpose of such Servicing  Advances,  and the aggregate amount of Servicing
Advances for all Mortgage Loans during the prior distribution period;

         (xiv)    with respect to each Mortgage  Loan, a description of any  Nonrecoverable  Advances made by the Servicer with respect to such Mortgage Loan including the amount,  terms and general purpose of such  Nonrecoverable  Advances,  and the aggregate  amount of
Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

         (xv)     with respect to each Mortgage  Loan, a description of any Monthly  Advances,  Servicing  Advances and  Nonrecoverable
Advances  reimbursed to the Servicer with respect to such Mortgage Loan during the prior distribution  period pursuant to Section 4.05, and the  source  of  funds  for  such  reimbursement,  and the  aggregate  amount  of any  Monthly  Advances,  Servicing  Advances  and
Nonrecoverable  Advances  reimbursed to the Servicer for all Mortgage Loans during the prior  distribution  period  pursuant to Section
4.05;

         (xvi)    with respect to any Mortgage Loan, a description of any material  modifications,  extensions or waivers to the terms, fees,  penalties or payments of such Mortgage Loan during the prior distribution  period or that have cumulatively become material over time;

         (xvii)   a description of any material breach of a representation  or warranty set forth in Article III herein or of any other breach of a covenant or condition contained herein and the status of any resolution of such breach;

         (xviii)  with respect to each Mortgage Loan,  the Stated  Principal  Balance of any  substitute  Mortgage Loan provided by the related originator and the Stated Principal Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan; and

         (xix)    with respect to each Mortgage Loan, the Stated  Principal  Balance of any Mortgage Loan that has been  repurchased by the related originator.

         In addition,  the Servicer  shall  provide to the Owner such other  information  known or available to the  Servicer,  without unreasonable effort or expense unless participants in the asset-backed  securities market reasonably consider such item standard,  that is necessary in order to provide the  distribution  and pool  performance  information as required under Item 1121 of Regulation AB, as amended  from time to time,  as  determined  by the Owner in its sole  commercially  reasonable  discretion.  The  Servicer  shall also provide with each such Report a monthly report,  in the form of Exhibit E hereto,  or such other form as is mutually  acceptable to the company,  the  Purchaser  and the Master  Servicer,  Exhibit F with respect to defaulted  loans and Exhibit L, with respect to realized losses and gains, in electronic tape form.

         The Servicer  shall  prepare and file any and all  information  statements  or other  filings  required to be delivered to any governmental  taxing  authority or to Owner  pursuant to any  applicable  law with respect to the Mortgage  Loans and the  transactions contemplated  hereby. In addition,  the Servicer shall provide Owner with such information  concerning the Mortgage Loans to the extent known or  reasonably  available to the Servicer  and as is  necessary  for Owner to prepare its federal  income tax return as Owner may reasonably request from time to time.

         In addition,  not more than sixty (60) days after the end of each  calendar  year,  the Servicer  shall furnish to each Person who was an Owner at any time during such calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

         10.      Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by deleting  Section  6.04 in its entirety and replacing it with the following:

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The  Servicer  will  deliver to the Owner and the Master  Servicer,  not later than March 1st of each  calendar  year beginning in 2007, an Officers’  Certificate (an “Annual Statement of Compliance”)  stating,  as to each signatory thereof,  that (i) a review of the  activities  of the  Servicer  during the  preceding  calendar  year and of  performance  under this  Agreement  or other applicable servicing agreement has been made under such officers’  supervision and (ii) to the best of such officers’ knowledge,  based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable  servicing  agreement in all material  respects  throughout  such year,  or, if there has been a failure to fulfill any such  obligation  in any  material  respect, specifying  each such failure  known to such officer and the nature and status of cure  provisions  thereof.  Such Annual  Statement of
Compliance  shall contain no restrictions  or limitations on its use to the extent used in connection with a Pass-Through  Transfer for compliance  with  Regulation  AB or as otherwise  required by law.  Copies of such  statement  shall be provided by the Servicer to the
Owner upon request and by the Owner to any Person  identified as a prospective  purchaser of the Mortgage  Loans. In the event that the
Servicer has delegated any servicing  responsibilities with respect to the Mortgage Loans to a Subservicer,  the Servicer shall deliver an officer’s  certificate (an “Annual  Certification”) of the Subservicer as described above as to each Subservicer with respect to the applicable Mortgage Loans and such servicing responsibilities as and when required with respect to the Servicer.

         (b)      With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer,  by March 1st of each calendar year  beginning  in 2007,  an officer of the  Servicer  shall  execute and  deliver an Annual  Certification  to the Owner,  the Master
Servicer and any related  Depositor for the benefit of each such entity and such entity’s  affiliates  and the officers,  directors and agents of any such entity and such entity’s  affiliates,  in the form attached  hereto as Exhibit G. In the event that the Servicer has delegated any servicing  responsibilities  with respect to the Mortgage  Loans to a  Subservicer,  the Servicer shall deliver an Annual
Certification  of the  Subservicer as described  above as to each  Subservicer  with respect to the applicable  Mortgage Loans and such servicing responsibilities as and when required with respect to the Servicer.

         (c)      If the Servicer  cannot deliver the related Annual  Statement of Compliance or Annual  Certification  by March 1st of
such year, the Owner, at its sole option,  may permit a cure period for the Servicer to deliver such Annual  Statement of Compliance or
Annual Certification, but in no event later than March 10th of such year.

         Failure of the Servicer to timely  comply with this Section 6.04 shall be deemed an Event of Default,  automatically,  without notice and  without  any cure  period,  unless  otherwise  agreed to by the Owner as set forth in Section  6.04(c),  and Owner may,  in addition to whatever rights the Owner may have under Section 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and  obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Servicer for the same, as provided in Section 9.01 (except the Servicer  shall be entitled to any  reimbursements  set forth in the  Agreement).  Such  termination  shall be considered  with cause  pursuant to Section
10.01 of this Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         11.      Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by deleting  Section  6.05 in its entirety and replacing it with the following:

         Section 6.05      [Reserved].

         12.      Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the  following new Section
6.09:

         Section 6.09      Assessment of Compliance with Servicing Criteria.

         On and after January 1, 2006,  the Servicer  shall service and  administer,  and shall cause each  subservicer  to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

         With respect to any Mortgage  Loans that are the subject of a Pass-Through  Transfer,  the Servicer shall deliver to the Owner or its designee,  the Master  Servicer and any  Depositor on or before March 1st of each calendar year  beginning in 2007, a report (an
“Assessment of  Compliance”)  reasonably  satisfactory  to the Owner,  the Master  Servicer and any Depositor  regarding the Servicer’s assessment of compliance with the Servicing  Criteria during the preceding  calendar year as required by Rules 13a-18 and 15d-18 of the
Exchange Act and Item 1122 of Regulation AB, or as otherwise  reasonably required by the Master Servicer,  which as of the date hereof, require a report by an authorized officer of the Servicer that contains the following:

         (a)      A statement by such officer of its responsibility for assessing  compliance with the Servicing Criteria applicable to the Servicer;

         (b)      A statement by such officer that such officer used the  Servicing  Criteria to assess  compliance  with the Servicing
Criteria applicable to the Servicer;

         (c)      An assessment by such officer of the  Servicer’s  compliance  with the applicable  Servicing  Criteria for the period consisting of the preceding calendar year,  including  disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed  securities  transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public accounting firm has issued an attestation  report on the Servicer’s  Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer,  which statement shall be based on the activities it performs with respect to asset-backed  securities  transactions  taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria  specified on a certification  substantially in the form of Exhibit K hereto delivered to the Owner concurrently with the execution of this Agreement.

         With respect to any Mortgage  Loans that are the subject of a Pass-Through  Transfer,  on or before March 1st of each calendar year  beginning in 2007, the Servicer  shall furnish to the Owner or its designee,  the Master  Servicer and any Depositor a report (an
“Attestation  Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the
Servicer,  as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item  1122(b) of  Regulation  AB, or as otherwise  reasonably required by the Master Servicer,  which Attestation Report must be made in accordance with standards for attestation  reports issued or adopted by the Public Company Accounting Oversight Board.

         The Servicer shall cause each Subservicer,  and each Subcontractor  determined by the Servicer pursuant to Section 11.15 to be
“participating  in the  servicing  function”  within the  meaning of Item 1122 of  Regulation  AB, to deliver to the Owner,  the Master
Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Section 6.09.

         If the Servicer  cannot  deliver the related  Assessment of Compliance or  Attestation  Report by March 1st of such year,  the
Owner, at its sole option,  may permit a cure period for the Servicer to deliver such  Assessment of Compliance or Attestation  Report, but in no event later than March 10th of such year.

         Failure of the Servicer to timely  comply with this Section 6.09 shall be deemed an Event of Default,  automatically,  without notice and  without  any cure  period,  unless  otherwise  agreed to by the Owner as  described  herein,  and Owner may, in addition to whatever  rights the Owner may have under  Section 8.01 and at law or equity or to damages,  including  injunctive  relief and specific performance,  terminate all the rights and  obligations  of the Servicer  under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Servicer for the same, as provided in Section 9.01 (except the Servicer shall be entitled to any  reimbursements  set forth in the Agreement).  Such termination shall be considered with cause pursuant to Section 10.01 of this
Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         13.      Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the  following new Section
6.08:

         Section 6.10      Intent of the Parties; Reasonableness.

         The Owner and the Servicer  acknowledge  and agree that a purpose of clause (j) of Article III, 5.02,  6.04, 6.09 and 10.02 of this  Agreement is to facilitate  compliance by the Owner and any Depositor  with the provisions of Regulation AB and related rules and regulations of the Commission.  None of the Owner,  the Master  Servicer or any Depositor shall exercise its right to request  delivery of information or other  performance  under these  provisions  other than in good faith, or for purposes other than compliance with the
Securities  Act,  the  Exchange  Act and the rules and  regulations  of the  Commission  thereunder.  The  Servicer  acknowledges  that interpretations  of the  requirements  of  Regulation AB may change over time,  whether due to  interpretive  guidance  provided by the
Commission or its staff,  consensus among participants in the asset-backed  securities markets,  advice of counsel,  or otherwise,  and agrees to comply with  reasonable  requests  made by the Owner or any Depositor in good faith for delivery of  information  under these provisions on the basis of evolving  interpretations  of Regulation  AB. In connection  with any  Pass-Through  Transfer,  the Servicer shall cooperate fully with the Owner to deliver to the Owner  (including any of its assignees or designees) and any Depositor,  any and all statements,  reports,  certifications,  records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such  Depositor to reasonably  comply with the  provisions  of Regulation  AB,  together with such disclosures  relating to the Servicer,  any Subservicer  and the Mortgage  Loans,  or the servicing of the Mortgage  Loans,  reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

         14.      Article IX of the Agreement is hereby  amended  effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following:

         then,  and in each and every such case, so long as an Event of Default shall not have been remedied,  the Owner,  by notice in writing to the Servicer (or as otherwise stated herein,  in which case,  automatically and without notice) may, in addition to whatever rights  the  Owner  may have  under  Section  8.01 and at law or  equity  or to  damages,  including  injunctive  relief  and  specific performance,  terminate all the rights and  obligations  of the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Pass-Through  Transfer,  appoint a successor servicer  reasonably  acceptable to the Master Servicer for such Pass-Through  Transfer)
under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.

         15.      Article IX of the Agreement is hereby  amended  effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

         The Servicer shall promptly  reimburse the Owner (or any designee of the Owner,  such as a master servicer) and any Depositor, as  applicable,  for all  reasonable  expenses  incurred by the Owner (or such designee) or such  Depositor,  as such are incurred,  in connection  with the  termination  of the Servicer as servicer  and the  transfer of  servicing  of the  Mortgage  Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other  provisions of this  Agreement  and/or any  applicable  Reconstitution  Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

         16.      Article X of the  Agreement  is hereby  amended  effective as of the date hereof by  restating  Section  10.02 in its entirety as follows:

         Section 10.02.    Cooperation of Servicer with a Reconstitution.

         The  Servicer  and the Owner agree that with respect to some or all of the  Mortgage  Loans,  on or after the related  Closing
Date,  on one or more  dates  (each a  "Reconstitution  Date")  at the Owner 's sole  option,  the Owner  may  effect a sale  (each,  a
"Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

         (b)      one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

         With  respect to each Whole Loan  Transfer or  Pass-Through  Transfer,  as the case may be,  effected by the Owner,  Owner (i)
shall reimburse  Servicer for all reasonable  out-of-pocket  third party costs and expenses related thereto and (ii) shall pay Servicer a reasonable  amount  representing  time and effort expended by Servicer related thereto (which amount shall be reasonably  agreed upon by Servicer and Owner prior to the expenditure of such time and effort);  provided,  however,  that for each Whole Loan Transfer and/or
Pass-Through  Transfer,  the sum of such amounts  described in  subsections  (i) and (ii) above shall in no event  exceed  $5,000.  For purposes of this paragraph,  all Whole Loan Transfers and/or Pass-Through  Transfers made to the same entity within the same accounting cycle shall be considered one Whole Loan Transfer or Pass-Through Transfer.

         The  Servicer  agrees to execute in  connection  with any  agreements  among the Owner,  the  Servicer,  and any  servicer  in connection  with a Whole Loan Transfer,  an assignment,  assumption  and  recognition  agreement,  or, at Owner’s  request,  a seller's warranties and servicing  agreement or a participation and servicing  agreement or similar  agreement in form and substance  reasonably acceptable to the parties,  and in connection  with a Pass-Through  Transfer,  a pooling and servicing  agreement in form and substance reasonably  acceptable  to  the  parties,  (collectively  the  agreements  referred  to  herein  are  designated,  the  “Reconstitution
Agreements”).  It is  understood  that any such  Reconstitution  Agreements  will not contain any  greater  obligations  on the part of
Servicer than are contained in this  Agreement.  Notwithstanding  anything to the contrary in this Section 10.02,  the Servicer  agrees that it is required to perform the obligations described in Exhibit H hereto.

         With respect to each Whole Loan Transfer and each  Pass-Through  Transfer  entered into by the Owner,  the Servicer agrees (1)
to  reasonably  cooperate  with the Owner and any  prospective  purchaser  with respect to all  reasonable  requests and due  diligence procedures;  (2) to execute,  deliver and perform all Reconstitution  Agreements  required by the Owner,  provided the Servicer had the ability to negotiate  such  Reconstitution  Agreements in good faith;  (3) to restate the  representations  and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date").

         In addition,  the Servicer shall provide to such servicer or issuer,  as the case may be, and any other  participants  in such
Reconstitution:

         (i)      any and all  information  and  appropriate  verification  of  information  which may be  reasonably  available to the
Servicer,  whether through letters of its auditors and counsel or otherwise,  as the Owner or any such other  participant shall request upon reasonable demand;

         (ii)     such additional representations,  warranties, covenants, opinions of counsel, letters from auditors, and certificates of public  officials  or  officers of the  Servicer  as are  reasonably  agreed  upon by the  Servicer  and the Owner or any such other participant;

         (iii)    within 5 Business  Days after  request by the Owner,  the  information  with respect to the Servicer (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the  requirements  of which as of the date hereof is attached hereto as
Exhibit J for  convenience  of reference  only, as determined by Owner in its sole  commercially  reasonable  discretion.  In the event that the Servicer has  delegated any  servicing  responsibilities  with respect to the Mortgage  Loans to a  Subservicer,  the Servicer
shall provide the information required pursuant to this clause with respect to the Subservicer;

         (iv)     within 5 Business Days after request by the Owner,

                  (a)  information  regarding  any legal  proceedings  pending (or known to be  contemplated)  against the Servicer (as servicer) and each  Subservicer  as required by Item 1117 of Regulation AB, a summary of the  requirements  of which as of the date  hereof  is  attached  hereto as  Exhibit  J for  convenience  of  reference  only,  as  determined  by Owner in its sole commercially reasonable discretion,

                  (b) information  regarding  affiliations  with respect to the Servicer (as servicer) and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the  requirements  of which as of the date hereof is attached hereto as Exhibit
         J for convenience of reference only, as determined by Owner in its sole commercially reasonable discretion, and

                  (c)  information  regarding  relationships  and  transactions  with respect to the Servicer  (as  servicer)  and each
         Subservicer  as  required by Item  1119(b) and (c) of  Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit J for  convenience  of reference  only, as determined by Owner in its sole  commercially reasonable discretion; and

         (v) for the purpose of satisfying the reporting  obligation  under the Exchange Act with respect to any class of  asset-backed securities,  the Servicer shall (or shall cause each  Subservicer  to) (i) provide prompt notice to the Owner,  the Master Servicer and any Depositor in writing of (A) any material  litigation or  governmental  proceedings  involving the Servicer or any  Subservicer of a type  contemplated by Item 1117 of Regulation AB, (B) any  affiliations or relationships  that develop  following the closing date of a
Pass-Through  Transfer between the Servicer or any Subservicer and any of the parties  specified in clause (D) of paragraph (a) of this
Section (and any other parties  identified in writing by the  requesting  party) with respect to such  Pass-Through  Transfer of a type contemplated  by Item  1119 of  Regulation  AB,  (C) any Event of  Default  under the  terms of this  Agreement  or any  Reconstitution
Agreement,  (D) any merger,  consolidation  or sale of  substantially  all of the assets of the Servicer,  and (E) the Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer’s  material  obligations under this
Agreement or any  Reconstitution  Agreement  related  thereto and (ii)  provide to the Owner and any  Depositor a  description  of such proceedings, affiliations or relationships;

         (vi) as a condition to the succession to the Servicer or any  Subservicer  as servicer or subservicer  under this Agreement or any  Reconstitution  Agreement  related  thereto  by any  Person  (i) into  which the  Servicer  or such  Subservicer  may be merged or consolidated,  or (ii) which may be  appointed as a successor to the Servicer or any  Subservicer,  the Servicer  shall  provide to the
Owner,  the  Master  Servicer  and any  Depositor,  at  least 15  calendar  days  prior to the  effective  date of such  succession  or appointment,  (x) written notice to the Owner and any Depositor of such  succession or  appointment  and (y) in writing and in form and substance reasonably  satisfactory to the Owner and such Depositor,  all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (vii) in addition to such  information as the Servicer,  as servicer,  is obligated to provide pursuant to other provisions of this  Agreement,  not later than ten days prior to the  deadline for the filing of any  distribution  report on Form 10-D in respect of any  Pass-Through  Transfer that includes any of the Mortgage Loans serviced by the Servicer or any  Subservicer,  the Servicer or such
Subservicer, as applicable,  shall, to the extent the Servicer or such Subservicer has knowledge,  provide to the party responsible for filing such report (including,  if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all  information,  data, and materials  related  thereto as may be required to be included in the related  distribution  report on Form
10-D (as specified in the provisions of Regulation AB referenced below):

                           (A)      any material modifications,  extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (B)      material  breaches of pool asset  representations  or warranties  or  transaction  covenants  (Item
         1121(a)(12) of Regulation AB); and

                           (C)      information  regarding new asset-backed  securities  issuances backed by the same pool assets,  any pool asset changes (such as, additions,  substitutions or repurchases), and any material changes in origination,  underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

         (viii) the Servicer shall provide to the Owner,  the Master  Servicer and any Depositor upon reasonable  request,  evidence of the  authorization  of the person  signing any  certification  or statement,  copies or other  evidence of Fidelity Bond  Insurance and
Errors and Omission  Insurance policy,  financial  information and reports,  and such other information  related to the Servicer or any
Subservicer or the Servicer or such Subservicer’s performance hereunder.

         In the event of a conflict or  inconsistency  between the terms of Exhibit J and the text of the applicable Item of Regulation
AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

         The Servicer shall indemnify the Owner,  each affiliate of the Owner,  and each of the following  parties  participating  in a
Pass-Through  Transfer:  each  sponsor and  issuing  entity;  each Person  (including,  but not  limited  to, the Master  Servicer,  if applicable)  responsible for the  preparation,  execution or filing of any report required to be filed with the Commission with respect to such  Pass-Through  Transfer,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange
Act with respect to such Pass-Through Transfer;  each broker dealer acting as underwriter,  placement agent or initial purchaser,  each
Person who controls  any of such parties or the  Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of
the Exchange  Act);  and the  respective  present and former  directors,  officers,  employees,  agents and  affiliates  of each of the foregoing  and of the  Depositor  (each,  an  “Indemnified  Party”),  and shall hold each of them harmless from and against any claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

         (i)(A)  any  untrue  statement  of a  material  fact  contained  or alleged  to be  contained  in any  written  or  electronic information,  report,  certification,  data,  accountants’  letter or other written or electronic  material provided under this Section
10.02 by or on behalf of the  Servicer,  or provided  under this  Section  10.02 by or on behalf of any  Subservicer  or  Subcontractor
(collectively,  the “Servicer  Information”),  or (B) the omission or alleged omission to state in the Servicer  Information a material fact  required to be stated in the  Servicer  Information  or necessary in order to make the  statements  therein,  in the light of the circumstances under which they were made, not misleading;  provided,  by way of clarification,  that clause (B) of this paragraph shall be construed solely by reference to the Servicer  Information and not to any other  information  communicated in connection with a sale or purchase of securities,  without regard to whether the Servicer  Information  or any portion  thereof is presented  together with or separately from such other information;

         (ii) any breach by the  Servicer of its  obligations  under this  Section  10.02,  including  particularly  any failure by the
Servicer,  any  Subservicer or any  Subcontractor  to deliver any  information,  report,  certification,  accountants’  letter or other material when and as required  under this Section  10.02,  including any failure by the Servicer to identify  pursuant to Section 11.15 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

         (iii) any breach by the Servicer of a representation or warranty set forth in Article III or in a writing  furnished  pursuant to clause (k) of Article III and made as of a date prior to the closing date of the related Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date,  or any breach by the Servicer of a  representation  or warranty in a writing  furnished pursuant to clause (k) of Article III to the extent made as of a date subsequent to such closing date; or

         (iv)     the negligence bad faith or willful  misconduct of the Servicer in connection  with its performance under this Section 10.02.

                  If the  indemnification  provided for herein is unavailable or insufficient,  as the result of a court of law holding such  indemnification  void on the basis of public policy,  to hold harmless an  Indemnified  Party,  then the Servicer  agrees that it shall  contribute to the amount paid or payable by such  Indemnified  Party as a result of any claims,  losses,  damages or liabilities incurred by such  Indemnified  Party in such  proportion as is appropriate to reflect the relative fault of such  Indemnified  Party on the one hand and the Servicer on the other.

                  In the case of any failure of performance  described  above,  the Servicer shall  promptly  reimburse the Owner,  any
Depositor,  as applicable,  and each Person  responsible  for the  preparation,  execution or filing of any report required to be filed with the Commission  with respect to such  Pass-Through  Transfer,  or for execution of a  certification  pursuant to Rule 13a-14(d) or
Rule  15d-14(d)  under the Exchange Act with respect to such  Pass-Through  Transfer,  for all costs  reasonably  incurred by each such party in order to obtain the information,  report,  certification,  accountants’  letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

                  This  indemnification  shall  survive the  termination  of this  Agreement  or the  termination  of any party to this
Agreement.

         All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance with the terms of, this Agreement, and with respect thereto this Agreement shall remain in full force and effect.

         17.      Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the  following new Section
11.15:

         Section 11.15. Use of Subservicers and Subcontractors.

         (a)      The Servicer shall not hire or otherwise  utilize the services of any  Subservicer to fulfill any of the  obligations of the Servicer as servicer under this Agreement or any  Reconstitution  Agreement  related  thereto unless the Servicer  complies with the provisions of paragraph (b) of this Section.  The Servicer shall not hire or otherwise  utilize the services of any  Subcontractor, and shall not  permit  any  Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to  fulfill  any of the obligations  of the Servicer as servicer  under this  Agreement or any  Reconstitution  Agreement  related  thereto unless the Servicer complies with the provisions of paragraph (d) of this Section.

         (b)      The Servicer shall cause any Subservicer  used by the Servicer (or by any  Subservicer)  for the benefit of the Owner and any Depositor to comply with the  provisions of this Section and with clauses (j) and (m) of Article III,  6.04,  6.09 and 10.02 of
this  Agreement to the same extent as if such  Subservicer  were the Servicer  with respect to the Mortgage  Loans  subserviced  by the
Subservicer,  and to provide  the  information  required  with  respect to such  Subservicer  under  clause (l) of Article  III of this
Agreement;  provided,  however, that the Servicer is responsible for providing that information if the Subservicer does not deliver any
Annual Statement of Compliance,  Assessment of Compliance or Attestation  Report.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner,  the Master Servicer and any Depositor any Annual Statement of Compliance  required to be delivered by such Subservicer  under Section 6.04(a),  any Assessment of Compliance and Attestation  Report required to be delivered by such Subservicer under Section 6.09 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

         (c)      The Servicer  shall  promptly  upon request  provide to the Owner,  the Master  Servicer  and any  Depositor  (or any
designee of the Depositor,  such as an  administrator)  a written  description (in form and substance  satisfactory  to the Owner,  the
Master  Servicer and such  Depositor)  of the role and  function of each  Subcontractor  utilized by the  Servicer or any  Subservicer, specifying  (i) the  identity  of each  such  Subcontractor,  (ii)  which (if any) of such  Subcontractors  are  “participating  in the servicing  function”  within the meaning of Item 1122 of  Regulation  AB, and (iii) which  elements of the  Servicing  Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any Subcontractor  determined to be  “participating  in the servicing  function”
within the meaning of Item 1122 of  Regulation  AB, the  Servicer  shall cause any such  Subcontractor  used by the Servicer (or by any
Subservicer)  for the  benefit  of the Owner and any  Depositor  to  comply  with the  provisions  of  Sections  6.09 and 10.02 of this
Agreement  to the same  extent  as if such  Subcontractor  were  the  Servicer  with  respect  to the  Mortgage  Loans  for  which  the
Subcontractor  is  participating  in the servicing  function;  provided,  however,  that the Servicer is responsible  for providing the information  if the  Subcontractor  does not deliver any  Assessment  of  Compliance  or  Attestation  Report.  The  Servicer  shall be responsible  for obtaining  from each  Subcontractor  and  delivering to the Owner and any Depositor any  Assessment of Compliance  and
Attestation Report and the other certificates  required to be delivered by such Subservicer and such Subcontractor  under Section 6.09, in each case as and when required to be delivered.

         18.      Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the  following new Section
11.16:

         Section 11.16. Third-Party Beneficiary.

         For  purposes of this  Agreement,  the Master  Servicer  shall be  considered  a third party  beneficiary  of this  Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

         19.      The  Agreement is hereby  amended as of the date hereof by deleting  Exhibit E in its entirety and  replacing it with the following:

                                                                   EXHIBIT E

                                                       REPORTING DATA FOR MONTHLY REPORT

                                             Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

         20.      The  Agreement is hereby  amended as of the date hereof by deleting  Exhibit F in its entirety and  replacing it with the following:

                                                               EXHIBIT F

                                                  REPORTING DATA FOR DEFAULTED LOANS

                                               Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o        ASUM-       Approved Assumption
o        BAP-        Borrower Assistance Program
o        CO-         Charge Off
o        DIL-        Deed-in-Lieu
o        FFA-        Formal Forbearance Agreement
o        MOD-        Loan Modification
o        PRE-        Pre-Sale
o        SS-         Short Sale
o        MISC-       Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o        Mortgagor
o        Tenant
o        Unknown
o        Vacant

The Property Condition field should show the last reported condition of the property as follows:
o        Damaged
o        Excellent
o        Fair
o        Gone
o        Good
o        Poor
o        Special Hazard
o        Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                       ------------------------ -------------------------------------------------------
                                09             Forbearance
                       ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                       ------------------------ -------------------------------------------------------
                                24             Government Seizure
                       ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                                62             Veteran’s Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                                63             Veteran’s Affairs-Refund
                      ------------------------ -------------------------------------------------------
                                64             Veteran’s Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

         21.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit G:

                                                                   EXHIBIT G

                                                         FORM OF SERVICER CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

         I,  ____________________________,  the  _______________________  of  [NAME  OF  SERVICER]  (the  “Company”),  certify  to [the
Purchaser],  [the Depositor],  and the [Master Servicer] [Securities  Administrator]  [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

                  I have reviewed the servicer compliance  statement of the Company provided in accordance with Item 1123 of Regulation
         AB (the “Compliance  Statement”),  the report on assessment of the Company’s  compliance with the servicing criteria set forth in Item  1122(d) of  Regulation  AB (the  “Servicing  Criteria”),  provided in  accordance  with Rules 13a-18 and 15d-18 under
         Securities  Exchange  Act of  1934,  as  amended  (the  “Exchange  Act”)  and  Item  1122 of  Regulation  AB  (the  “Servicing
         Assessment”),  the registered public accounting firm’s  attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”),  and all servicing reports,  officer’s certificates  and other  information  relating to the servicing of the Mortgage  Loans by the Company  during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities  Administrator]  [Trustee] pursuant to the Agreement
         (collectively, the “Company Servicing Information”);

                  Based on my knowledge, the Company Servicing Information,  taken as a whole, does not contain any untrue statement of a material  fact or omit to state a material fact  necessary to make the  statements  made, in the light of the  circumstances under which such  statements  were made,  not misleading  with respect to the period of time covered by the Company  Servicing
         Information;

                  Based on my  knowledge,  all of the Company  Servicing  Information  required to be provided by the Company under the
         Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

                  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement,  and based on my knowledge  and the  compliance  review  conducted  in preparing  the  Compliance  Statement  and except as disclosed in the
         Compliance  Statement,  the Servicing  Assessment or the Attestation  Report,  the Company has fulfilled its obligations under the Agreement in all material respects; and

The  Compliance  Statement  required to be  delivered by the Company  pursuant to this  Agreement,  and the  Servicing  Assessment  and
Attestation  Report  required to be provided by the Company and by any Subservicer and  Subcontractor  pursuant to the Agreement,  have been  provided to the  [Depositor]  [Master  Servicer].  Any material  instances of  noncompliance  described in such reports have been disclosed to the [Depositor]  [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

         22.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit H:

                                                                   EXHIBIT H

                                                      SERVICER’S OBLIGATIONS IN CONNECTION
                                                             WITH A RECONSTITUTION

o        The Servicer shall (i) possess the ability to service to  securitization  documents;  (ii) service on a  “Scheduled/Scheduled”
         reporting basis (advancing through the liquidation of an REO Property),  (iii) make compensating  interest payments on payoffs and  curtailments  and (iv) remit and report to a master  servicer in format  acceptable  to such master  servicer by the 10th calendar day of each month.

o        The Servicer shall provide an acceptable annual certification  (officer’s  certificate) to the master servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications  required under the securitization  documents (i.e.
         the annual statement as to compliance/annual  independent  certified public accountants’  servicing report due by March 1st of each year).

o        The Servicer shall allow for the Owner,  the master  servicer or their designee to perform a review of audited  financials and net worth of the Servicer.

o        The Servicer shall provide  information on each Custodial  Account as requested by the master servicer or the Owner,  and each
         Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

o        The Servicer shall maintain its servicing system in accordance with the requirements of the master servicer.

         23.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit I:

                                                               EXHIBIT I

                                                       SUMMARY OF REGULATION AB
                                                          SERVICING CRITERIA

NOTE: This Exhibit I is provided for convenience of reference  only. In the event of a conflict or  inconsistency  between the terms of this Exhibit I and the text of Regulation  AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1122(d)

(i)      General servicing considerations.

(A)      Policies and procedures are instituted to monitor any  performance or other triggers and events of default in accordance  with the transaction agreements.

(B)      If any material  servicing  activities are outsourced to third parties,  policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

(C)      Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

(D)      A fidelity bond and errors and omissions policy is in effect on the party  participating in the servicing function  throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(ii)     Cash collection and administration.

(A)      Payments on mortgage loans are deposited into the  appropriate  custodial bank accounts and related bank clearing  accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

(B)      Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(C)      Advances of funds or guarantees  regarding  collections,  cash flows or distributions,  and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

(D)      The  related  accounts  for  the  transaction,   such  as  cash  reserve  accounts  or  accounts  established  as  a  form  of overcollateralization,  are  separately  maintained  (e.g.,  with  respect  to  commingling  of cash) as set  forth in the  transaction agreements.

(E)      Each  custodial  account  is  maintained  at a  federally  insured  depository  institution  as set  forth in the  transaction agreements.  For  purposes  of this  criterion,  “federally  insured  depository  institution”  with  respect  to a  foreign  financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
(F)      Unissued checks are safeguarded so as to prevent unauthorized access.

(G)      Reconciliations  are prepared on a monthly basis for all asset-backed  securities related bank accounts,  including  custodial accounts and related bank clearing accounts.  These  reconciliations are (A) mathematically  accurate;  (B) prepared within 30 calendar days after the bank  statement  cutoff date, or such other number of days  specified in the  transaction  agreements;  (C) reviewed and approved by someone other than the person who prepared the  reconciliation;  and (D) contain  explanations for reconciling items. These reconciling  items are resolved  within 90 calendar days of their  original  identification,  or such other number of days specified in the transaction agreements.

(iii)    Investor remittances and reporting.

(A)      Reports to investors,  including  those to be filed with the  Commission,  are maintained in accordance  with the  transaction agreements  and applicable  Commission  requirements.  Specifically,  such reports (A) are prepared in accordance  with  timeframes and other terms set forth in the transaction  agreements;  (B) provide information calculated in accordance with the terms specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and regulations;  and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(B)      Amounts due to investors are allocated and remitted in accordance with timeframes,  distribution  priority and other terms set forth in the transaction agreements.

(C)      Disbursements  made to an investor are posted  within two business  days to the  Servicer’s  investor  records,  or such other number of days specified in the transaction agreements.

(D)      Amounts remitted to investors per the investor  reports agree with cancelled  checks,  or other form of payment,  or custodial bank statements.

(iv)     Mortgage Loan administration.

(A)      Collateral  or security on mortgage  loans is maintained as required by the  transaction  agreements or related  mortgage loan documents.

(B)      Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(C)      Any additions,  removals or substitutions to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(D)      Payments on mortgage loans,  including any payoffs,  made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records  maintained no more than two business days after receipt,  or such other number of days specified in the transaction  agreements,  and allocated to principal,  interest or other items (e.g.,  escrow) in accordance with the related  mortgage loan documents.

(E)      The Servicer’s  records  regarding the mortgage loans agree with the  Servicer’s  records with respect to an obligor’s  unpaid principal balance.

(F)      Changes with respect to the terms or status of an obligor’s  mortgage loans (e.g., loan  modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

(G)      Loss mitigation or recovery actions (e.g.,  forbearance  plans,  modifications and deeds in lieu of foreclosure,  foreclosures and  repossessions,  as applicable)  are  initiated,  conducted and concluded in accordance  with the timeframes or other  requirements established by the transaction agreements.

(H)      Records  documenting  collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction  agreements.  Such records are maintained on at least a monthly basis,  or such other period  specified in the  transaction agreements,  and describe the entity’s activities in monitoring delinquent mortgage loans including,  for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(I)      Adjustments  to interest  rates or rates of return for mortgage  loans with variable  rates are computed  based on the related mortgage loan documents.

(J)      Regarding any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction  agreements;  (B)
interest on such funds is paid, or credited,  to obligors in accordance  with  applicable  mortgage loan  documents and state laws; and

(C) such funds are returned to the obligor  within 30 calendar  days of full  repayment of the related  mortgage  loans,  or such other number of days specified in the transaction agreements.

(K)      Payments  made on behalf of an  obligor  (such as tax or  insurance  payments)  are made on or before the  related  penalty or expiration dates, as indicated on the appropriate  bills or notices for such payments,  provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

(L)      Any late payment  penalties  in  connection  with any payment to be made on behalf of an obligor are paid from the  Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

(M)      Disbursements  made on behalf of an obligor are posted  within two business days to the  obligor’s  records  maintained by the
Servicer, or such other number of days specified in the transaction agreements.

(N)      Delinquencies,  charge-offs  and  uncollectable  accounts are  recognized  and  recorded in  accordance  with the  transaction agreements.

(O)      Any external  enhancement  or other  support,  identified in Item  1114(a)(1)  through (3) or Item 1115 of  Regulation AB,  is maintained as set forth in the transaction agreements.

         24.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit J:

                                                               EXHIBIT J

                                           SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE: This Exhibit J is provided for convenience of reference  only. In the event of a conflict or  inconsistency  between the terms of this Exhibit J and the text of Regulation  AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1108(b) and (c)

         Provide the following  information with respect to each servicer that will service,  including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -a description of the Servicer’s form of organization;

         -a  description  of how long the  Servicer  has been  servicing  residential  mortgage  loans;  a  general  discussion  of the
Servicer’s  experience in servicing  assets of any type as well as a more  detailed  discussion of the  Servicer’s  experience  in, and procedures for the servicing function it will perform under this Agreement and any  Reconstitution  Agreements;  information  regarding the size,  composition  and  growth of the  Servicer’s  portfolio  of  mortgage  loans of the type  similar to the  Mortgage  Loans and information  on factors  related to the  Servicer  that may be material to any analysis of the  servicing of the Mortgage  Loans or the related  asset-backed  securities,  as applicable,  including whether any default or servicing related performance trigger has occurred as to any other  securitization  due to any act or failure to act of the Servicer,  whether any material  noncompliance with applicable servicing  criteria as to any other  securitization  has been disclosed or reported by the Servicer,  and the extent of outsourcing the
Servicer uses;

         -a description  of any material  changes to the  Servicer’s  policies or procedures in the servicing  function it will perform under this  Agreement and any  Reconstitution  Agreements  for mortgage loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding the Servicer’s  financial condition to the extent that there is a material risk that the effect on one or more  aspects  of  servicing  resulting  from such  financial  condition  could  have a material  impact on the  performance  of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage  Loans,  and the  Servicer’s processes and procedures designed to address such factors;

         -statistical  information  regarding  principal  and interest  advances  made by the  Servicer on the  Mortgage  Loans and the
Servicer’s overall servicing portfolio for the past three years; and
         -the Servicer’s process for handling delinquencies,  losses,  bankruptcies and recoveries,  such as through liquidation of REO
Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1117

         -describe any legal proceedings  pending against the Servicer or against any of its property,  including any proceedings known to be  contemplated  by  governmental  authorities,  that may be material to the holders of the securities  issued in the  Pass-Through
Transfer.

Item 1119(a)

         -describe  any  affiliations  of the  Servicer,  each other  originator of the Mortgage  Loans and each  Subservicer  with the sponsor,  depositor,  issuing entity,  trustee, any originator,  any other servicer,  any significant  obligor,  enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding  entered into outside of the ordinary course of business or on terms other than those obtained in an arm’s length  transaction with an unrelated third party,  apart from the  Pass-Through  Transfer,  between the Servicer,  each other  originator of the Mortgage Loans and each  Subservicer,  or their respective  affiliates,  and the sponsor,  depositor or issuing entity or their  respective  affiliates,  that exists  currently or has existed  during  the past two  years,  that may be  material  to the  understanding  of an  investor  in the  securities  issued in the
Pass-Through Transfer.

Item 1119(c)

         -describe  any business  relationship,  agreement,  arrangement,  transaction  or  understanding  involving or relating to the
Mortgage  Loans or the  Pass-Through  Transfer,  including  the material  terms and  approximate  dollar amount  involved,  between the
Servicer, each other originator of the Mortgage Loans and each Subservicer,  or their respective affiliates and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

         25.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit K:

                                                               EXHIBIT K

                                    SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment of  compliance to be delivered by [the  Servicer]  [Name of  Subservicer]  shall  address,  at a minimum,  the criteria identified as below as “Applicable Servicing Criteria”:

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer’s investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             X
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer’s records regarding the mortgage loans agree with the              X
                        Servicer’s records with respect to an obligor’s unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's                     X
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
----------------------- --------------------------------------------------------------------- -----------------------

                                                     [NAME OF SERVICER] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:      _________________________
                                                     Name:
                                                     Title:

                  26.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit L:

                                                                   EXHIBIT L

                                                  REPORTING DATA FOR REALIZED LOSSES AND GAINS

                                     Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.
         The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                  The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                   *  For escrow advances - complete payment history

                      (to calculate advances from last positive escrow balance forward)

                  *  Other expenses -  copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

                  *  Unusual or extraordinary items may require further documentation.

         13.      The total of lines 1 through 12.

         Credits:

         14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

                     Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov't guarantee

                  *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The total derived from  subtracting  line 22 from 13. If the amount  represents a realized  gain,  show the amount in
                  parenthesis (   ).

                                              Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If “Yes”, provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                 $ _______________ (1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                               $ ________________(13)
         Credits:
         (14) Escrow Balance                                                   $ ________________(14)
         (15) HIP Refund                                                        ________________ (15)
         (16) Rental Receipts                                                   ________________ (16)
         (17) Hazard Loss Proceeds                                              ________________ (17)
         (18) Primary Mortgage Insurance / Gov’t Insurance                      ________________ (18a) HUD Part A
                                                                                ________________ (18b) HUD Part B
         (19) Pool Insurance Proceeds                                           ________________ (19)
         (20) Proceeds from Sale of Acquired Property                           ________________ (20)
         (21) Other (itemize)                                                   ________________ (21)
              _________________________________________                         ________________ (21)

              Total Credits                                                    $________________ (22)
         Total Realized Loss (or Amount of Gain)                               $________________ (23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

         27.      Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

         28.      This  Amendment may be executed by one or more of the parties  hereto on any number of separate  counterparts  and of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                                       [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF,  the following parties have caused their names to be signed hereto by their respective  officers thereunto duly authorized as of the day and year first above written.
                                                              EMC MORTGAGE CORPORATION,
                                                                       as Owner

                                                              By:___________________________
                                                              Name:
                                                              Title:

                                                              EVERHOME MORTGAGE COMPANY (F/K/A ALLIANCE MORTGAGE COMPANY),
                                                                       as Servicer

                                                              By:___________________________
                                                              Name:
                                                              Title:

                                                                                                                        EXHIBIT H-6

                                                       EMC MORTGAGE CORPORATION
                                                                 Owner

                                                       GMAC MORTGAGE CORPORATION
                                                               Servicer

                                                          SERVICING AGREEMENT

                                                        Dated as of May 1, 2001

EXHIBITS

Exhibit A         Mortgage Loan Schedule

Exhibit B         Custodial Account Letter Agreement

Exhibit C         Escrow Account Letter Agreement

Exhibit D         Form of Request for Release

Exhibit E         Loan Level Scheduled-Scheduled Remittance Tape Layout

         THIS IS A SERVICING  AGREEMENT,  dated as of May 1, 2001, and is executed  between EMC Mortgage  Corporation (the "Owner") and
GMAC Mortgage Corporation (the "Servicer").

                                                         W I T N E S S E T H :

         WHEREAS, the Owner is the owner of the Mortgage Loans;

         WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

         NOW,  THEREFORE,  in  consideration  of the  mutual  agreements  hereinafter  set  forth,  and for  other  good  and  valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

                                                               ARTICLE I
                                                              DEFINITIONS
                  Section 1.01 Defined Terms
                  Whenever used in this Agreement,  the following words and phrases, unless the context otherwise requires,  shall have the following meaning specified in this Article:

                  Accepted  Servicing  Practices:  With respect to any Mortgage Loan,  those mortgage  servicing  practices  (including collection procedures) that are in accordance with the Fannie Mae Guide.

                  Adjustment  Date: As to each ARM Loan,  the date on which the Mortgage  Interest Rate is adjusted in accordance  with the terms of the related Mortgage Note.

                  Agreement:  This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

                  ARM Loans:  First lien,  conventional,  1-4 family  residential  Mortgage Loans with interest rates which adjust from time to time in  accordance  with the  related  Index and are  subject to Periodic  Rate Caps and  Lifetime  Rate Caps and which do not permit conversion to fixed interest rates.

                  BIF:  The Bank Insurance Fund, or any successor thereto.

                  Business Day: Any day other than (i) a Saturday or Sunday,  or (ii) a legal  holiday in the States of New York,  Iowa or the  PlaceTypeCommonwealth  of  PlaceNamePennsylvania,  or  (iii)  a day on  which  banks  in  the  States  of  New  York,  Iowa  or
placeStatePennsylvania are authorized or obligated by law or executive order to be closed.

                  Code: The Internal  Revenue Code of 1986, as it may be amended from time to time, or any successor  statute  thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

                  Condemnation  Proceeds:  All  awards or  settlements  in  respect  of a  Mortgaged  Property,  whether  permanent  or temporary,  partial or entire,  by exercise of the power of eminent domain or  condemnation,  to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

                  Custodial  Account:  The separate  demand account or accounts  created and maintained  pursuant to Section 4.04 which shall be entitled  "GMAC  Mortgage  Corporation  Custodial  Account in trust for  [Owner],  Owner of Whole Loan  Mortgages  and various
Mortgagors"  and shall be  established at a Qualified  Depository,  each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

                  Custodian:  Wells Fargo Bank placeStateMinnesota, N.A., or such other custodian as Owner shall designate.

                  Cut-off Date:  As identified on the related Confirmation.

                  Determination  Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately  preceding such 15th day) of the month of the Remittance Date.

                  Due Date:  Each day on which  payments of  principal  and interest  are  required to be paid in  accordance  with the terms of the related Mortgage Note, exclusive of any days of grace.

                  Due Period:  With respect to any  Remittance  Date,  the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

                  Effective Date:  As identified on the related Confirmation.

                  Escrow Account:  The separate trust account or accounts  created and maintained  pursuant to Section 4.06 which shall be entitled "GMAC Mortgage  Corporation  Escrow Account,  in trust for [Owner],  Owner of Whole Loan Mortgages and various  Mortgagors"
and shall be  established  at a Qualified  Depository,  each of which  accounts  shall in no event  contain funds in excess of the FDIC insurance limits.

                  Escrow  Payments:  With respect to any Mortgage  Loan, the amounts  constituting  ground rents,  taxes,  assessments, water rates, sewer rents,  municipal charges,  mortgage insurance premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

                  Event of Default:   Any one of the conditions or circumstances enumerated in Section 9.01.

                  Fannie Mae:  Fannie Mae, or any successor thereto.

                  Fannie Mae Guide:  The Fannie Mae Selling  Guide and the Fannie Mae Servicing  Guide and all  amendments or additions thereto.

                  FDIC:   The Federal Deposit Insurance Corporation, or any successor thereto.

                  Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

                  FIRREA:   The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

                  Freddie Mac:   Freddie Mac, or any successor thereto.

                  Freddie Mac Guide:  The  Freddie  Mac  Selling  Guide and the  Freddie  Mac  Servicing  Guide and all  amendments  or additions thereto.

                  Full Principal  Prepayment:  A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage
Loan.

                  GAAP:  Generally accepted accounting procedures, consistently applied.

                  HUD:   The United States Department of Housing and Urban Development or any successor.

                  Index:  With respect to each ARM Loan,  on the related  Adjustment  Date,  the index used to  determine  the Mortgage
Interest Rate on each such ARM Loan.

                  Insurance  Proceeds:  With respect to each Mortgage Loan,  proceeds of insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

                  Lifetime  Rate  Cap:  With  respect  to each ARM  Loan,  the  maximum  Mortgage  Interest  Rate over the term of such
Mortgage Loan, as specified in the related Mortgage Note.

                  Liquidation  Proceeds:  Cash  received in connection  with the  liquidation  of a defaulted  Mortgage  Loan,  whether through the sale or assignment of such Mortgage  Loan,  trustee's  sale,  foreclosure  sale or otherwise,  other than amounts  received following the acquisition of an REO Property pursuant to Section 4.13.

                  Margin:  With respect to each ARM Loan, the fixed percentage  amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

                  Monthly  Advance:  The  aggregate of the advances  made by the Servicer on any  Remittance  Date  pursuant to Section
5.03.

                  Monthly  Payment:  With respect to each  Mortgage  Loan,  the  scheduled  monthly  payment of principal  and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

                  Mortgage:  The mortgage,  deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

                  Mortgage  Interest  Rate:  The annual rate at which  interest  accrues on any Mortgage  Loan in  accordance  with the provisions of the related  Mortgage  Note,  and in the case of an ARM Loan, as adjusted from time to time on each  Adjustment  Date for such Mortgage Loan to equal the Index for such Mortgage  Loan plus the Margin for such Mortgage  Loan,  and subject to the  limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

                  Mortgage  Loan:  An  individual  Mortgage  Loan  described  herein,  and as further  identified  on the Mortgage Loan
Schedule,  which Mortgage Loan includes without limitation the Mortgage Loan Documents,  the Monthly Payments,  Principal  Prepayments,
Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds, REO Disposition Proceeds, and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage Loan Documents:  The original mortgage loan legal documents held by the Custodian.

                  Mortgage Loan  Remittance  Rate:  With respect to each  Mortgage  Loan,  the annual rate of interest  remitted to the
Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

                   Mortgage  Loan  Schedule:  The  schedule  of  Mortgage  Loans  attached  hereto as  Exhibit A, such  schedule  being acceptable to the Owner and the Servicer.

                  Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  Mortgaged  Property:  The underlying  real property  securing  repayment of a Mortgage  Note,  consisting of a single parcel of real estate  considered  to be real  estate  under the laws of the State in which such real  property  is located,  which may include condominium units and planned unit developments, improved by a residential dwelling.

                  Mortgagor:  The obligor on a Mortgage  Note.  The  Mortgagor is a natural  person who is a party to the Mortgage Note and Mortgage in an individual capacity.

                  Nonrecoverable  Advance:  Any  advance  previously  made by the  Servicer  pursuant to Section  5.03 or any  expenses incurred  pursuant to Section  4.08 which,  in the good faith  judgment  of the  Servicer,  may not be  ultimately  recoverable  by the
Servicer from Liquidation  Proceeds.  The determination by the Servicer that is has made a Nonrecoverable  Advance,  shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

                  OCC:  Office of the Comptroller of the Currency, its successors and assigns.

                  Officers'  Certificate:  A  certificate  signed by the  Chairman of the Board,  the Vice  Chairman of the Board,  the
President,  a Senior Vice  President or a Vice  President or by the Treasurer or the  Secretary or one of the  Assistant  Treasurers or
Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

                  Opinion of Counsel:  A written opinion of counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

                  OTS:  Office of Thrift Supervision, its successors and assigns.

                  Owner:  EMC Mortgage Corporation, its successors in interest and assigns.

                  Partial  Principal  Prepayment:  A Principal  Prepayment by a Mortgagor of a partial  principal balance of a Mortgage
Loan.

                  Pass-Through  Transfer:  The sale or transfer of same or all of the  Mortgage  Loans to a trust as part of a publicly issued or privately placed, rated or unrated Mortgage pass-through transaction.

                  Periodic  Rate Cap:  With respect to each ARM Loan,  the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment Date.

                  Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations  of, and obligations  fully  guaranteed by the United States of America or any agency or instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;  provided that obligations of Freddie Mac or Fannie Mae shall be Permitted  Investments only if, at the time of investment,  they are rated in one of the two highest rating  categories by Standard & Poor's
                  Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.;

                  (ii)     (a) demand or time deposits,  federal funds or bankers' acceptances issued by any depository  institution or trust  company  incorporated  under the laws of the  United  States of America or any state  thereof  and  subject to supervision and examination by federal and/or state banking  authorities,  provided that the commercial  paper and/or the  short-term  deposit  rating and/or the  long-term  unsecured  debt  obligations  or deposits of such  depository institution or trust company at the time of such investment or contractual  commitment  providing for such investment are rated in one of the two  highest  rating  categories  by  Standard & Poor's  Rating  Services,  a division of The
                  McGraw-Hill  Companies Inc.,  Moody's  Investors  Service,  Inc. and Fitch IBCA Inc. and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii)    repurchase  obligations  with  respect to (a) any  security  described  in clause (i) above or (b) any other security  issued or guaranteed by an agency or  instrumentality  of the United States of America,  the obligations of which are backed by the full faith and credit of the United  States of America,  in either case  entered  into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

                  (iv)     securities  bearing interest or sold at a discount issued by any corporation  incorporated under the laws of the United  States of America or any state  thereof  that are rated in one of the two highest  rating  categories  by
                  Standard & Poor's Rating Services, a division of The McGraw-Hill  Companies Inc., Moody's Investors Service, Inc. and
                  Fitch IBCA Inc. at the time of such investment or contractual  commitment  providing for such  investment;  provided, however,  that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments  therein will cause the then outstanding  principal  amount of securities  issued by such corporation and held as Permitted  Investments to exceed 10% of the aggregate  outstanding  principal balances and amounts of all the
                  Permitted Investments;

                  (v)      commercial paper (including both non-interest-bearing  discount obligations and interest-bearing obligations payable on demand or on a specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest  rating  categories by Standard & Poor's  Rating  Services,  a division of The  McGraw-Hill
                  Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment;

                  (vi)     any other demand, money market or time deposit,  obligation,  security or investment as may be acceptable to each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies,  Inc., Moody's Investors Service,
                  Inc. and Fitch IBCA Inc.;

                  (vii)    any money market funds the  collateral of which consists of  obligations  fully  guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase  obligations secured by collateral described in clause  (i)) and other  securities  and  which  money  market  funds  are rated in one of the two  highest  rating categories by Standard & Poor's Rating  Services,  a division of The McGraw-Hill  Companies Inc.,  Moody's  Investors
                  Service, Inc. and Fitch IBCA Inc.; and

                  (viii)   GMAC Variable Denomination Adjustable Rate Demand Notes constituting  unsecured,  senior debt obligations of
                  General Motors  Acceptance  Corporation as outlined in the prospectus dated June 17, 1998 and rated by Moody’s in its highest short-term rating category available and rated at least D-1 by Fitch;

provided,  however,  that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

                  Person:  Any  individual,  corporation,   partnership,  joint  venture,  association,  joint-stock  company,  limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Prepayment  Interest  Shortfall:  The sum of the differences  between interest actually received in a Due Period as a result of a full or partial  prepayment or other  unscheduled  receipt of principal  (including as a result of a  liquidation)  on each
Mortgage Loan as to which such a payment is received and the interest  portion of the Monthly  Payment of such Mortgage Loan  scheduled to be due at the applicable  Mortgage Loan Remittance Rate;  provided,  however,  Prepayment Interest Shortfalls shall not include Full
Principal  Prepayments  received on or before the 15th day of the month in which a  Remittance  Date occurs  which are  remitted by the
Servicer to the Owner on such Remittance Date.

                  Primary Mortgage  Insurance Policy:  Each primary policy of mortgage  insurance,  or any replacement  policy therefor obtained by the Servicer pursuant to Section 4.08.

                  Prime Rate: The prime rate of placecountry-regionU.S. money center banks as published from time to time in
The Wall Street Journal.

                  Principal  Prepayment:  Any payment or other  recovery of principal  on a Mortgage  Loan,  full or partial,  which is received in advance of its scheduled Due Date,  including any prepayment  penalty or premium thereon and which is not accompanied by an amount  of  interest  representing  scheduled  interest  due on any date or dates in any  month or  months  subsequent  to the month of prepayment.

                  Qualified Appraiser:  An appraiser,  duly appointed by the Servicer,  who had no interest,  direct or indirect in the
Mortgaged  Property or in any loan made on the security thereof,  and whose compensation is not affected by the approval or disapproval of the Mortgage Loan,  which  appraiser and the appraisal made by such  appraiser both satisfy the  requirements  of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  Qualified  Depository:  (a) The Custodian or (b) a depository,  the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt  ratings  and the long term  deposit  ratings of which are rated in one of the two  highest rating  categories by Standard & Poor's Ratings Services,  a division of The McGraw-Hill  Companies Inc.,  Moody's  Investors  Service,
Inc., Fitch IBCA Duff & Phelps.

                  Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged
Properties are located,  duly  authorized and licensed in such states to transact the  applicable  insurance  business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

                  REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

                  REMIC  Provisions:  The  provisions of the Federal  income tax law relating to a REMIC,  which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions,  and regulations,  rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

                  Remittance  Date:  The 18th day of any  month,  or if such 18th day is not a Business  Day,  the first  Business  Day immediately preceding such 18th day.

                  REO Disposition:   The final sale by the Servicer of any REO Property.

                  REO Disposition Proceeds:   Amounts received by the Servicer in connection with a related REO Disposition.

                  REO Property:   A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

                  SAIF:   The Savings Association Insurance Fund, or any successor thereto.

                  Servicer:  GMAC Mortgage  Corporation,  or any of its  successors in interest or any successor  under this  Agreement appointed as herein provided.

                  Servicing  Advances:  All  customary,  reasonable  and  necessary  "out of  pocket"  costs  and  expenses  (including reasonable  attorneys'  fees and  disbursements)  incurred prior to, on and subsequent to the Effective Date in the  performance by the
Servicer  of its  servicing  obligations  relating  to  each  Mortgage  Loan,  including,  but  not  limited  to,  the  cost of (a) the preservation,  restoration and protection of the Mortgaged Property,  (b) any enforcement,  administrative or judicial proceedings,  or any legal  work or advice  specifically  related  to  servicing  the  Mortgage  Loans,  including  but not  limited  to,  foreclosures, bankruptcies,  condemnations,  drug seizures,  elections,  foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are  reasonable  and that the Servicer  specifies the
Mortgage  Loan(s) to which such expenses  relate),  (c) the  management  and  liquidation  of the  Mortgaged  Property if the Mortgaged
Property is acquired in full or partial  satisfaction  of the  Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges  which are or may become a lien upon the  Mortgaged  Property,  and Primary  Mortgage  Insurance  Policy  premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

                  Servicing  Fee:  With  respect  to each  Mortgage  Loan,  the  amount of the  annual  fee the Owner  shall pay to the
Servicer,  which shall,  for a period of one full month,  be equal to one-twelfth  of the product of (a) the  applicable  Servicing Fee
Rate and (b) the  outstanding  principal  balance of such Mortgage Loan.  Such fee shall be payable  monthly,  computed on the basis of the same principal amount and period  respecting  which any related interest payment on a Mortgage Loan is computed.  The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable  solely from,  the interest  portion (not  including recoveries of interest from  Liquidation  Proceeds or otherwise)  of such Monthly  Payment  collected by the Servicer,  or as otherwise provided under Section 4.05.

                  Servicing Fee Rate:   The Servicing Fee Rate shall be a rate per annum equal to 0.25%.

                  Servicing File: The documents,  records and other items pertaining to a particular  Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

                  Servicing  Officer:  Any officer of the Servicer  involved in, or responsible for, the  administration  and servicing of the Mortgage Loans whose name appears on a list of servicing officers  furnished by the Servicer to the Owner upon request,  as such list may from time to time be amended.

                  Stated Principal  Balance:  As to each Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage  Loan after giving  effect to payments of principal  due,  whether or not  received,  minus (ii) all amounts  previously distributed  to the Owner with  respect to the  Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

                  Whole Loan  Transfer:  The sale or transfer of some or all of the  ownership  interest in the  Mortgage  Loans by the
Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

                                                              ARTICLE II
                                                     SERVICING OF MORTGAGE LOANS;
                                                    POSSESSION OF SERVICING FILES;
                                                          BOOKS AND RECORDS;
                                                  DELIVERY OF MORTGAGE LOAN DOCUMENTS

                  Section 2.01  Servicing of Mortgage Loans.

                  From and after the Effective Date, the Servicer does hereby agree to service the Mortgage  Loans,  but subject to the terms of this  Agreement.  The rights of the Owner to receive  payments  with  respect to the  Mortgage  Loans shall be as set forth in this Agreement.

                  Section 2.02 Maintenance of Servicing Files.

                  The Servicer  shall maintain a Servicing File  consisting of all documents  necessary to service the Mortgage  Loans.
The  possession of each  Servicing  File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial  capacity  only.  The Servicer  acknowledges  that the  ownership of each  Mortgage  Loan, including the Note,  the  Mortgage,  all other  Mortgage Loan  Documents and all rights,  benefits,  proceeds and  obligations  arising therefrom or in connection  therewith,  has been vested in the Owner. All rights arising out of the Mortgage Loans  including,  but not limited to, all funds  received on or in connection  with the Mortgage  Loans and all records or documents with respect to the Mortgage
Loans  prepared  by or which come into the  possession  of the  Servicer  shall be received  and held by the  Servicer in trust for the exclusive  benefit of the Owner as the owner of the related  Mortgage  Loans.  Any portion of the related  Servicing  Files retained by the Servicer  shall be  appropriately  identified in the  Servicer's  computer  system to clearly  reflect the ownership of the related
Mortgage  Loans by the Owner.  The  Servicer  shall  release  its  custody  of the  contents  of the  related  Servicing  Files only in accordance with written  instructions of the Owner,  except when such release is required as incidental to the Servicer's  servicing of the Mortgage Loans, such written instructions shall not be required.

                  Section 2.03  Books and Records.

                  The Servicer shall be responsible for  maintaining,  and shall maintain,  a complete set of books and records for the
Mortgage  Loans which shall be  appropriately  identified in the  Servicer's  computer  system to clearly  reflect the ownership of the
Mortgage Loan by the Owner.  In particular,  the Servicer shall maintain in its  possession,  available for inspection by the Owner, or its designee and shall  deliver to the Owner upon demand,  evidence of  compliance  with all federal,  state and local laws,  rules and regulations,  and  requirements  of Fannie Mae or Freddie Mac, as  applicable,  including  but not limited to  documentation  as to the method used in  determining  the  applicability  of the provisions of the Flood  Disaster  Protection  Act of 1973, as amended,  to the
Mortgaged Property,  documentation  evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic  inspection  reports as required by Section 4.13.  To the extent that original  documents are not required for purposes of realization  of Liquidation  Proceeds or Insurance  Proceeds,  documents  maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original  documents,  including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

                  The Servicer  shall  maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related  Servicing File (or copies thereof) upon reasonable  request during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

                  Section 2.04.  Transfer of Mortgage Loans.

                  The Servicer shall keep at its servicing  office books and records in which,  subject to such reasonable  regulations as it may prescribe  from time to time,  the Servicer  shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof.  For the purposes of this  Agreement,  the Servicer shall be under no obligation  to deal with any person  with  respect to this  Agreement  or any  Mortgage  Loan  unless a notice of the  transfer of such
Mortgage Loan has been  delivered to the Servicer in accordance  with this Section  2.04.  The Owner may,  subject to the terms of this
Agreement,  sell and transfer one or more of the Mortgage Loans in accordance with Sections 10.02 and 11.12,  provided,  however,  that the transferee will not be deemed to be an Owner hereunder  binding upon the Servicer unless such transferee  shall agree in writing to be bound by the terms of this  Agreement and an assignment  and  assumption of this  Agreement  reasonably  acceptable to the Servicer.
The Owner also shall advise the Servicer in writing of the  transfer.  Upon receipt of notice of the permitted  transfer,  the Servicer shall mark its books and records to reflect the  ownership  of the  Mortgage  Loans of such  assignee,  and shall  release the previous
Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

                  Section 2.05  Delivery of Mortgage Loan Documents.

                  The Servicer  shall  forward to the Custodian on behalf of the Owner  original  documents  evidencing an  assumption, modification,  consolidation  or extension of any Mortgage  Loan entered into in accordance  with Section 4.01 or 6.01  promptly  after their  execution;  provided,  however,  that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation  promptly after its execution,  and shall provide the original of any document submitted for recordation or a copy of such document  certified by the appropriate  public recording office to be a true and complete copy of the original  within 180 days of its execution.  If delivery is not completed  within 180 days solely due to delays in making such delivery by reason of the fact that such  documents  shall not have been  returned by the  appropriate  recording  office,  the  Servicer  shall continue to use its best efforts to effect delivery as soon as possible thereafter.

                  From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian.  If the
Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D.  The Custodian shall deliver to the Servicer promptly, and in no event later than within five (5) Business Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the
Owner.

                  Section 2.06  Quality Control Procedures.

                  The Servicer must have an internal  quality  control  program that verifies,  on a regular  basis,  the existence and accuracy of the legal documents,  credit documents,  property appraisals,  and underwriting  decisions.  The program must be capable of evaluating and monitoring the overall  quality of its servicing  activities.  The purpose of the program is to ensure that the Mortgage
Loans are serviced in  accordance  with prudent  mortgage  banking  practices  and  accounting  principles;  guard  against  dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

                                                              ARTICLE III

                                                    REPRESENTATIONS AND WARRANTIES
                                                            OF THE SERVICER

                  The  Servicer  represents,  warrants  and  covenants  to the Owner that as of the  Effective  Date or as of such date specifically provided herein:

                  (a)      The  Servicer  is a  validly  existing  corporation  in good  standing  under  the laws of the  State of its organization  and is qualified to transact  business in, is in good standing  under the laws of, and  possesses all licenses  necessary for the conduct of its  business  in, each state in which any  Mortgaged  Property is located or is  otherwise  exempt or not  required under  applicable law to effect such  qualification  or license and no demand for such  qualification or license has been made upon the
Servicer by any such state,  and in any event the Servicer is in  compliance  with the laws of each such State to the extent  necessary to ensure the  enforceability  of each  Mortgage  Loan and the  servicing of the Mortgage  Loans in  accordance  with the terms of this
Agreement;

                  (b)      The Servicer has full power and authority to execute,  deliver and perform, and to enter into and consummate all  transactions  contemplated  by this  Agreement  and to conduct its  business  as  presently  conducted,  has duly  authorized  the execution,  delivery and performance of this Agreement,  has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer,  enforceable  against it in accordance with its terms subject to bankruptcy laws and other similar laws of general  application  affecting  rights of creditors and subject to the  application  of the rules of equity, including those respecting the availability of specific performance;

                  (c)      None of the execution and delivery of this  Agreement,  the  consummation of the  transactions  contemplated thereby and hereby,  or the  fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms,  conditions or provisions of the  Servicer's  articles of  incorporation  or by-laws or materially  conflict with or result in a material  breach of any of the terms,  conditions or provisions  of any legal  restriction  or any agreement or instrument to which the
Servicer is now a party or by which it is bound,  or constitute a default or result in an acceleration  under any of the foregoing,  or result in the  material  violation of any law,  rule,  regulation,  order,  judgment or decree to which the Servicer or its property is subject;

                  (d)      There is no litigation pending or, to the Seller’s knowledge,  threatened with respect to the Servicer which is reasonably  likely to have a material adverse effect on the execution,  delivery or  enforceability  of this Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

                  (e)      No consent,  approval,  authorization  or order of any court or governmental  agency or body is required for the execution,  delivery and  performance by the Servicer of or compliance by the Servicer with this Agreement or the  consummation  of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

                  (f)      The collection and servicing practices used by the Servicer, with respect to each Mortgage Note and
Mortgage have been in all material respects legal.   With respect to escrow deposits and payments that the Servicer collects, all such payments are in the possession of, or under the control of, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

                  (g)      The Servicer is in good standing to service  mortgage  loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with  eligibility  requirements  or which would require  notification to either
Fannie Mae or Freddie Mac;

                  (h)      No written  statement,  report or other  document  furnished  or to be furnished  pursuant to the  Agreement contains or will  contain any  statement  that is or will be  inaccurate  or  misleading  in any  material  respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

                  (i)      No fraud or  misrepresentation of a material fact with respect to the servicing of a Mortgage Loan has taken place on the part of the Servicer;

                  (j)      At the time  Servicer  commenced  servicing  the  Mortgage  Loans,  either (i) each  Mortgagor  was properly notified  with  respect to  Servicer's  servicing of the related  Mortgage  Loan in  accordance  with the  Cranston  Gonzalez  National
Affordable  Housing Act of 1990, as the same may be amended from time to time,  and the  regulations  provided in  accordance  with the
Real Estate Settlement Procedures Act or (ii) such notification was not required;

                  (k)      At the time  Servicer  commenced  servicing  the Mortgage  Loans,  all  applicable  taxing  authorities  and insurance companies  (including primary mortgage insurance policy insurers,  if applicable) and/or agents were notified of the transfer of the servicing of the Mortgage Loans to Servicer,  or its designee,  and Servicer currently  receives all related notices,  tax bills and insurance  statements.  Additionally,  any and all costs,  fees and expenses  associated  with the Servicer’s  commencement  of the servicing of the Mortgage  Loans,  including  the costs of any insurer  notifications,  the transfer or  implementation  of tax service contracts,  flood certification  contracts,  and any and all other servicing  transfer-related costs and expenses have been paid for by the Servicer and will, in no event, be the responsibility of the Owner; and

                  (l)      The  collection  and  servicing  practices  with respect to each Mortgage Note and Mortgage have been in all material  respects  legal.  With respect to escrow  deposits and payments  that the  Servicer  collects,  all such  payments are in the possession  of, or under the control of, the Servicer,  and there exist no  deficiencies  in connection  therewith for which  customary arrangements  for  repayment  thereof have not been made.  No escrow  deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

                                                              ARTICLE IV
                                            ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                  Section 4.01   Servicer to Act as Servicer.
                  The Servicer,  as independent  contract servicer,  shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted  Servicing  Practices  (giving due  consideration to the Owner's reliance on the Servicer),  and shall have full power and  authority,  acting  alone,  to do or cause to be done any and all things in  connection  with such  servicing  and administration  which the Servicer may deem  necessary or desirable and  consistent  with the terms of this Agreement and with Accepted
Servicing  Practices  and shall  exercise the same care that it  customarily  employs for its own account.  Except as set forth in this
Agreement,  the Servicer  shall service the Mortgage  Loans in  accordance  with Accepted  Servicing  Practices in compliance  with the servicing  provisions of the Fannie Mae Guide, which include,  but are not limited to, provisions regarding the liquidation of Mortgage
Loans,  the  collection  of Mortgage Loan  payments,  the payment of taxes,  insurance and other  charges,  the  maintenance  of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance,  inspections,  the restoration of Mortgaged  Property,  the maintenance of Primary Mortgage Insurance Policies,  insurance claims, and title insurance,  management of
REO Property,  permitted  withdrawals with respect to REO Property,  liquidation  reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents,  annual statements,  and examination of records and  facilities.  In the event of any conflict,  inconsistency  or  discrepancy  between any of the servicing  provisions of this  Agreement and any of the servicing  provisions of the Fannie Mae Guide,  the  provisions of this  Agreement  shall control and be binding  upon the Owner and the  Servicer.  The Owner  shall,  upon  reasonable  request,  deliver  powers-of-attorney  to the Servicer sufficient to allow the Servicer as servicer to execute all  documentation  requiring  execution on behalf of Owner with respect to the servicing of the Mortgage Loans,  including  satisfactions,  partial releases,  modifications and foreclosure  documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

                  Consistent with the terms of this Agreement,  the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any Mortgagor if in the Servicer's  reasonable and prudent  determination  such waiver,  modification,  postponement  or  indulgence  is not  materially  adverse to the Owner,  provided, however,  that unless the Servicer has obtained the prior written consent of the Owner,  the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage  Interest Rate,  forgive the payment of principal or interest,  reduce or increase the  outstanding  principal  balance  (except for actual  payments of principal) or change the final  maturity date on such
Mortgage  Loan. In the event of any such  modification  which has been agreed to in writing by the Owner and which permits the deferral of interest or principal  payments on any Mortgage  Loan, the Servicer  shall,  on the Business Day  immediately  preceding the related
Remittance Date in any month in which any such principal or interest payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance  with Section 4.04 and Section 5.03,  the difference  between (a) such month's  principal and one month's interest at the related  Mortgage Loan  Remittance Rate on the unpaid  principal  balance of such Mortgage Loan and (b) the amount paid by the  Mortgagor.  The Servicer  shall be entitled to  reimbursement  for such  advances to the same extent as for all other  advances pursuant to Section 4.05. Without limiting the generality of the foregoing,  the Servicer shall continue,  and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation,  or of partial or full release,  discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

                  The Servicer shall perform all of its servicing responsibilities hereunder or may, with the Owner's prior written approval, cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer.  Any such subservicer that the Owner shall be requested to consent to must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing  and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by
Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac.  The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

                  At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange, with the Owner's prior written approval, for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself.  In the event that the Servicer's responsibilities and duties under this
Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the
Servicer.  The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

                  Notwithstanding  any of the provisions of this Agreement relating to agreements or arrangements  between the Servicer and a subservicer or any reference  herein to actions taken through a subservicer  or otherwise,  the Servicer shall not be relieved of its  obligations  to the Owner and shall be  obligated to the same extent and under the same terms and  conditions  as if it alone were servicing and  administering  the Mortgage  Loans.  The Servicer  shall be entitled to enter into an agreement  with a subservicer  for indemnification  of the Servicer by the  subservicer  and nothing  contained in this Agreement  shall be deemed to limit or modify such indemnification.

                  Any  subservicing  agreement  and any other  transactions  or services  relating to the  Mortgage  Loans  involving a subservicer  shall be deemed to be between such  subservicer  and Servicer alone,  and the Owner shall have no  obligations,  duties or liabilities with respect to such Subservicer  including no obligation,  duty or liability of Owner to pay such  subservicer's  fees and expenses.  For purposes of  distributions  and advances by the Servicer  pursuant to this  Agreement,  the Servicer  shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

                  Section 4.02    Collection of Mortgage Loan Payments.

                  Continuously from the Effective Date until the date each Mortgage Loan ceases to be subject to this Agreement, the
Servicer will proceed with reasonable diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related
Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the
Mortgage Loans and held for its own account.  Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  Section 4.03   Realization Upon Defaulted Mortgage Loans.

                  The Servicer  shall use its  reasonable  efforts,  consistent  with the  procedures  that the  Servicer  would use in servicing loans for its own account and the  requirements of the Fannie Mae Guide,  to foreclose upon or otherwise  comparably  convert the ownership of properties  securing such of the Mortgage  Loans as come into and continue in default and as to which no  satisfactory arrangements  can be made for  collection  of  delinquent  payments  pursuant to Section 4.01.  The Servicer  shall use its  reasonable efforts to realize upon  defaulted  Mortgage  Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions that, in any case in which  Mortgaged  Property  shall have suffered  damage,  the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall  determine in its discretion (i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the Owner after  reimbursement  to itself for such  expenses,  and (ii) that such expenses will be  recoverable by the Servicer  through  Insurance  Proceeds or  Liquidation  Proceeds from the related  Mortgaged  Property,  as contemplated  in Section 4.05.  The Servicer shall notify the Owner in writing of the  commencement  of  foreclosure  proceedings.  The
Servicer shall be responsible  for all costs and expenses  incurred by it in any such  proceedings or functions as Servicing  Advances;
provided,  however,  that it shall be entitled to  reimbursement  therefor from the related  Mortgaged  Property,  as  contemplated  in
Section 4.05.  Notwithstanding  anything to the contrary  contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure,  in the event the Servicer has reasonable cause to believe that a Mortgaged  Property is contaminated by hazardous or toxic substances or wastes,  or if the Owner otherwise  requests an environmental  inspection or review of such Mortgaged  Property, such an  inspection  or review is to be conducted by a qualified  inspector.  Upon  completion of the  inspection,  the Servicer  shall promptly  provide the Owner with a written  report of the  environmental  inspection.  After  reviewing  the  environmental  inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

                           Section 4.04  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

                  The Servicer shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general  assets and shall  establish and maintain one or more  Custodial  Accounts.  Each Custodial
Account shall be  established  with a Qualified  Depository.  To the extent such funds are not deposited in a Custodial  Account,  such funds may be invested in  Permitted  Investments  for the benefit of the Owner (with any income  earned  thereon for the benefit of the
Servicer).  Funds  deposited in the Custodial  Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any  Custodial  Account  shall be  evidenced by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Owner upon request.  The Servicer  acknowledges  and agrees that the Servicer shall bear any losses incurred with respect to Permitted  Investments.  The amount of any such losses shall be  immediately  deposited by the Servicer in the
Custodial Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

                  The Servicer shall deposit in a mortgage  clearing account on a daily basis, and in the Custodial Account or Accounts no later than the second Business Day after receipt of funds and retain therein the following payments and collections:

                  (i)      all payments on account of principal,  including Principal Prepayments, on the Mortgage Loans received after the Cut-off Date;

                  (ii)     all payments on account of interest on the Mortgage Loans adjusted to the related  Mortgage Loan  Remittance
Rate received after the Cut-off Date;

                  (iii)    all Liquidation Proceeds and REO Disposition Proceeds received after the Cut-off Date;

                  (iv)     any net amounts  received  by the  Servicer  after the  Cut-off  Date in  connection  with any REO  Property pursuant to Section 4.13;

                  (v)      all Insurance  Proceeds received after the Cut-off Date including amounts required to be deposited  pursuant to Sections  4.08 and 4.10,  other than  proceeds to be held in the Escrow  Account  and  applied to the  restoration  or repair of the
Mortgaged  Property or released to the Mortgagor in accordance with the Servicer's normal servicing  procedures,  the loan documents or applicable law;

                  (vi)     all  Condemnation  Proceeds  affecting any  Mortgaged  Property  received  after the Cut-off Date other than proceeds  to be held in the Escrow  Account  and  applied to the  restoration  or repair of the  Mortgaged  Property or released to the
Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

                  (vii)    any Monthly Advances as provided in Section 5.03;

                  (viii)   any amounts  received after the Cut-off Date and required to be deposited in the Custodial  Account pursuant to 6.02; and

                  (ix)     with respect to each full or partial  Principal  Prepayment  received after the Cut-off date, any Prepayment
Interest Shortfalls, to the extent of the Servicer’s aggregate Servicing Fee received with respect to the related Due Period.

                  The foregoing  requirements for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and assumption  fees, to the extent  permitted  by Section  6.01,  need not be  deposited  by the Servicer in the  Custodial  Account.  Any  interest  paid on funds deposited in the Custodial  Account by the Qualified  Depository  shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(iv).

                  Section 4.05  Permitted Withdrawals From the Custodial Account.

                  The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

                  (i)  to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

                  (ii) to reimburse  itself for Monthly  Advances,  the Servicer's right to reimburse itself pursuant to this subclause
(ii) being limited to amounts  received on the related  Mortgage Loan which represent late  collections  (net of the related  Servicing
Fees) of principal and/or interest respecting which any such advance was made;

                  (iii)  to reimburse itself for unreimbursed Servicing Advances and unreimbursed Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds,
Condemnation Proceeds and Insurance Proceeds received after the Cut-off Date related to such Mortgage Loan;

                  (iv) to pay to itself as servicing  compensation (a) any interest earned on funds in the Custodial  Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any payable Servicing Fee;

                  (v)  to reimburse itself for any Nonrecoverable Advances:

                  (vi)  to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

                  (vii) to remove funds inadvertently placed in the Custodial Account in error by the Servicer; and

                  (viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

                  Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

                  The  Servicer  shall  segregate  and hold all funds  collected  and  received  pursuant to each  Mortgage  Loan which constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish and maintain one or more  Escrow  Accounts.  Each  Escrow  Account  shall be  established  with a  Qualified  Depository.  To the extent such funds are not deposited  in an Escrow  Account,  such funds may be invested in Permitted  Investments.  Funds  deposited in an Escrow  Account may be drawn on by the Servicer in accordance  with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter  agreement in the form shown in Exhibit C. The  original of such letter  agreement  shall be  furnished  to the Owner upon  request.  The Servicer acknowledges  and agrees that the Servicer  shall bear any losses  incurred  with respect to Permitted  Investments.  The amount of any such losses shall be immediately  deposited by the Servicer in the Escrow  Account,  as  appropriate,  out of the Servicer's own funds, with no right to reimbursement therefor.

                  The Servicer shall deposit in a mortgage  clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second Business Day after receipt of funds and retain therein:

                  (i) all Escrow Payments  collected on account of the Mortgage Loans,  for the purpose of effecting  timely payment of any items as are required under the terms of this Agreement;

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                  (iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

                  The Servicer  shall make  withdrawals  from an Escrow Account only to effect such payments as are required under this
Agreement,  and for such other  purposes  as shall be as set forth in and in  accordance  with  Section  4.07.  The  Servicer  shall be entitled to retain any interest  paid on funds  deposited  in an Escrow  Account by the  Qualified  Depository  other than  interest on escrowed  funds  required by law to be paid to the  Mortgagor  and, to the extent  required by law, the Servicer  shall pay interest on escrowed  funds to the  Mortgagor  notwithstanding  that the Escrow  Account is  non-interest  bearing or that interest paid thereon is insufficient for such purposes.

                  Section 4.07  Permitted Withdrawals From Escrow Account.

                  Withdrawals from the Escrow Account may be made by the Servicer only:

                  (i)      to effect timely  payments of ground  rents,  taxes,  assessments,  water rates,  fire and hazard  insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

                  (ii)     to reimburse  Servicer for any Servicing  Advance made by Servicer  with respect to a related  Mortgage Loan but only from  amounts  received  on the  related  Mortgage  Loan which  represent  late  payments or  collections  of Escrow  Payments thereunder;

                  (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv)     for transfer to the Custodial Account in connection with an acquisition of REO Property;

                  (v)      for application to restoration or repair of the Mortgaged Property;

                  (vi)     to pay to the Servicer,  or to the  Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii)    to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

                  (viii)   to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

                  (ix)     to clear and terminate the Escrow Account on the termination of this Agreement.

                  As part of its servicing duties, the Servicer shall pay to the Mortgagors  interest on funds in an Escrow Account, to the extent  required by law, and to the extent that  interest  earned on funds in the Escrow  Account is  insufficient,  shall pay such interest from its own funds, without any reimbursement therefor.

                  Section 4.08 Payment of Taxes,  Insurance and Other Charges;  Maintenance of Primary Mortgage  Insurance  Policies;
Collections Thereunder.

                  With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of
Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the
Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for Escrow
Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due.  The
Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  The  Servicer  will  maintain in full force and effect  Primary  Mortgage  Insurance  Policies  issued by a Qualified
Insurer with respect to each  Mortgage  Loan for which such coverage is herein  required.  Such  coverage will be maintained  until the ratio of the current  outstanding  principal  balance of the related  Mortgage  Loan to the  appraised  value of the related  Mortgaged
Property,  based on the most recent  appraisal of the  Mortgaged  Property  performed by a Qualified  Appraiser,  such  appraisal to be included in the  Servicing  File, is reduced to 80.00% or less.  The Servicer  will not cancel or refuse to renew any Primary  Mortgage
Insurance Policy that is required to be kept in force under this Agreement unless a replacement  Primary Mortgage  Insurance Policy for such canceled or nonrenewed  policy is obtained from and maintained  with a Qualified  Insurer.  The Servicer shall not take any action which would result in noncoverage  under any applicable  Primary  Mortgage  Insurance  Policy of any loss which, but for the actions of the Servicer would have been covered  thereunder.  In connection  with any assumption or substitution  agreement  entered into or to be entered into pursuant to Section 6.01, the Servicer  shall promptly  notify the insurer under the related  Primary  Mortgage  Insurance
Policy,  if any, of such  assumption  or  substitution  of  liability  in  accordance  with the terms of such policy and shall take all actions  which may be required by such insurer as a condition to the  continuation  of coverage  under the Primary  Mortgage  Insurance
Policy.  If such Primary  Mortgage  Insurance  Policy is terminated as a result of such assumption or  substitution  of liability,  the
Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as servicer,  the Servicer  agrees to prepare and present,  on behalf of itself and the Owner,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely fashion in accordance with the terms of such
Primary Mortgage  Insurance Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary
Mortgage  Insurance  Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section 4.04,  any amounts  collected by the Servicer under any Primary Mortgage  Insurance  Policy shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section
4.05.

                  Section 4.09  Transfer of Accounts.

                  The Servicer may transfer the Custodial Account or the Escrow Account to a different  Qualified  Depository from time to time.  The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer.

                  Section 4.10  Maintenance of Hazard Insurance.

                  The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the
Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the
Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal
Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the
Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal
Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such
Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow
Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  It is understood and agreed that no other additional insurance need be required by the Servicer or the
Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance.
All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie
Mae and are licensed to do business in the state wherein the property subject to the policy is located.

                  Section 4.11 Adjustments to Mortgage Interest Rate and Monthly Payment.

                  On each  applicable  Adjustment  Date,  the  Mortgage  Interest  Rate  shall  be  adjusted,  in  compliance  with the requirements  of the related  Mortgage and Mortgage Note, to equal the sum of the Index plus the Margin (rounded in accordance with the related  Mortgage  Note) subject to the  applicable  Periodic Rate Cap and Lifetime  Rate Cap, as set forth in the Mortgage  Note.  The
Servicer  shall  execute and deliver the notices  required by each  Mortgage  and Mortgage  Note and  applicable  laws and  regulations regarding interest rate adjustments.

                  Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

                  The Servicer  shall  maintain,  at its own expense,  a blanket  fidelity bond and an errors and  omissions  insurance policy, with broad coverage with responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds,  money,  documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions  insurance shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the Servicer against losses,  including forgery,  theft,  embezzlement,  fraud, errors and omissions and negligent acts of such persons.  Such Fidelity Bond and errors and  omissions  insurance  shall also  protect and insure the  Servicer  against  losses in  connection  with the failure to maintain any insurance  policies  required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained  payment in full of the  indebtedness  secured  thereby.  No provision of this Section 4.12  requiring  the Fidelity  Bond and errors and  omissions  insurance  shall  diminish  or  relieve  the  Servicer  from its  duties  and  obligations  as set forth in this
Agreement.  The minimum  coverage  under any such  Fidelity  Bond and  insurance  policy  shall be at least equal to the  corresponding amounts  required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide.  The Servicer  shall,  upon request of Owner,  deliver to the Owner a  certificate  from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such Fidelity Bond or insurance  policy shall in no event be terminated or materially  modified  without  thirty days prior  written  notice to the Owner.  The Servicer  shall notify the Owner within five  Business  Days of receipt of notice that such  Fidelity  Bond or  insurance  policy will be, or has been, materially  modified  or  terminated.  The Owner and its  successors  or assigns as their  interests  may appear  must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

                  Section 4.13  Title, Management and Disposition of REO Property.

                  In the event that title to any Mortgaged  Property is acquired in foreclosure or by deed in lieu of foreclosure,  the deed or  certificate  of sale shall be taken in the name of the Owner or its  designee.  Any such Person or Persons  holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

         The Servicer shall notify the Owner in accordance with prudent servicing practices of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing
     Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO
     Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage
     Loans and REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a
     REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such
     Opinion of Counsel), or (ii) the Owner (at the Servicer’s expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the
     Owner as to progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the
     Servicer and Owner shall be entered into with respect to such  purchase money mortgage.

         The Servicer shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any
     REMIC.  The Servicer shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the
     Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

                    Notwithstanding  any other  provision of this Agreement,  if a REMIC election has been made, no Mortgaged  Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise  used for the  production  of income by or on behalf of the  related  trust or sold in such a manner or  pursuant  to any terms  that  would (i) cause such  Mortgaged  Property  to fail to qualify at any time as  “foreclosure  property”  within a meaning of Section  860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure  property” with respect to such Mortgaged  Property within the meaning of Section  860G(c) of the Code, or (iii) cause the sale of such Mortgaged  Property to result in the receipt by the related  trust or any income from  non-permitted  assets as described in Section  860F(a)  (2)(B) of the Code,  unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

                  The Servicer  shall,  either itself or through an agent selected by the Servicer,  and in accordance  with the Fannie
Mae Guide,  manage,  conserve,  protect and operate  each REO  Property in the same  manner that it manages,  conserves,  protects  and operates other  foreclosed  property for its own account,  and in the same manner that similar property in the same locality as the REO
Property is managed.  Each REO  Disposition  shall be carried out by the Servicer at such price and upon such terms and  conditions  as the Servicer  deems to be in the best interest of the Owner.  The REO  Disposition  Proceeds from the sale of the REO Property shall be promptly  deposited  in the  Custodial  Account.  As soon as  practical  thereafter,  the  expenses  of such sale shall be paid and the
Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

                  The Servicer shall cause each REO Property to be inspected  promptly upon the  acquisition of title thereto and shall cause each REO Property to be inspected at least monthly  thereafter or more  frequently as may be required by the  circumstances.  The
Servicer  shall make or cause the  inspector to make a written  report of each such  inspection.  Such reports shall be retained in the
Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

                  Notwithstanding  anything to the contrary set forth in this Section  4.13,  the parties  hereto hereby agree that the
Owner, at its option,  shall be entitled to manage,  conserve,  protect and operate each REO Property for its own benefit (such option, an "REO Option").  In connection  with the exercise of an REO Option,  the prior two  paragraphs and the related  provisions of Section
4.03 and Section 4.04(iii) (such provisions,  the “REO Marketing  Provisions”)  shall be revised as follows.  Following the acquisition of any Mortgaged  Property,  the Servicer  shall submit a detailed  invoice to the Owner for all related  Servicing  Advances and, upon exercising  the REO  Option,  the Owner  shall  promptly  reimburse  the  Servicer  for such  amounts.  In the event the REO  Option is exercised with respect to an REO Property,  Section 4.04 (iii) shall not be applicable  thereto.  References  made in Section 4.03 with respect  to the  reimbursement  of  Servicing  Advances  shall,  for  purposes  of such REO  Property,  be deemed to be covered by this paragraph.  The Owner  acknowledges  that,  in the event it exercises an REO Option,  with respect to the related REO  Property,  there shall be no breach by the Servicer based upon or arising out of the Servicer's failure to comply with the REO Marketing Provisions.

                                                               ARTICLE V

                                                       PAYMENTS TO THE OWNER

                  Section 5.01   Remittances.

                  On each Remittance Date, the Servicer shall remit to the Owner (i) all amounts  credited to the Custodial  Account as of the close of business on the related preceding  Determination  Date, except (a) Partial Principal  Prepayments  received on or after the first day of the month in which the Remittance  Date occurs shall be remitted to the Owner on the next following  Remittance  Date,
(b) Full Principal  Prepayments  received on or before the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the Remittance Date of such month,  and (c) Full Principal  Prepayments  received after the 15th day of the month shall be remitted to the Owner on the next following  Remittance  Date,  each net of charges against or withdrawals  from the Custodial  Account pursuant to Section 4.05, plus, to the extent not already  deposited in the Custodial  Account,  the sum of (ii) all Monthly  Advances,
if any,  which the Servicer is obligated  to  distribute  pursuant to Section 5.03 and (iii) all  Prepayment  Interest  Shortfalls  the
Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts  attributable to Monthly Payments  collected after the
Cut-off Date but due on a Due Date or Dates  subsequent  to the last day of the related Due Period,  which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

                  With  respect to any  remittance  received by the Owner after the  Business  Day on which such  payment was due,  the
Servicer  shall pay to the Owner  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus two  percentage  points,  but in no event  greater than the maximum  amount  permitted by  applicable  law.  Such interest  shall be deposited in the Custodial  Account by the Servicer on the date such late payment is made and shall cover the period commencing  with the day following  such Business Day and ending with the Business Day on which such payment is made,  both  inclusive.
Such interest shall be remitted along with the  distribution  payable on the next succeeding  related  Remittance  Date. The payment by the  Servicer  of any such  interest  shall not be deemed an  extension  of time for payment or a waiver of any Event of Default by the
Servicer.

                  Section 5.02   Statements to the Owner.

                  The Servicer shall furnish to the Owner an individual  Mortgage Loan accounting  report (a “Report”),  as of the last
Business Day of each month, in the Servicer's  assigned loan number order to document  Mortgage Loan payment  activity on an individual
Mortgage Loan basis.  With respect to each month,  such Report shall be received by the Owner (i) no later than the fifth  Business Day of the following month of the related  Remittance Date on a disk or tape or other  computer-readable  format,  in such format as may be mutually  agreed upon by both the Owner and the Servicer,  and (ii) no later than the tenth Business Day of the following  month of the related Remittance Date in hard copy, which Report shall contain the following:

(i)      with respect to each Monthly Payment, the amount of such remittance allocable to interest

(ii)     the amount of servicing compensation received by the Servicer during the prior distribution period;

(iii)    the aggregate Stated Principal Balance of the Mortgage Loans;

(iv)     the number and aggregate  outstanding  principal  balances of Mortgage  Loans (a)  delinquent  (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which  foreclosure has commenced;  and (c) as to which REO Property has been acquired; and

(v)      such other reports as may reasonably be required by the Owner.

                  The Servicer shall also provide a trial  balance,  sorted in the Owner's  assigned loan number order,  and such other loan level scheduled-scheduled remittance information as described on Exhibit E, in electronic tape form, with each such Report.

                  The Servicer shall prepare and file any and all information  statements or other filings  required to be delivered to any  governmental  taxing  authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated  hereby.  In addition,  the Servicer  shall provide the Owner with such  information  concerning  the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

                  In addition,  not more than 60 days after the end of each calendar  year,  the Servicer  shall furnish to each Person who was an Owner at any time during such calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

                  Section 5.03 Monthly Advances by the Servicer.

                  Not later than the close of business on the Business Day preceding each  Remittance  Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously  advanced by the Servicer,  whether or not deferred pursuant to
Section  4.01, of Monthly  Payments,  adjusted to the related  Mortgage  Loan  Remittance  Rate,  which are  delinquent at the close of business on the related  Determination Date;  provided,  however,  that the amount of any such deposit may be reduced by (i) the Amount
Held for Future  Distribution  (as  defined  below) then on deposit in the  Custodial  Account,  plus (ii) with  respect to the initial
Remittance  Date,  the Non-held Early Pay Amount (as defined  below).  Any portion of the Amount Held for Future  Distribution  used to pay Monthly  Advances  shall be replaced by the Servicer by deposit into the  Custodial  Account on any future  Remittance  Date to the extent that the funds that are available in the Custodial  Account for  remittance to the Owner on such  Remittance  Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

                  The “Amount Held for Future  Distribution”  as to any  Remittance  Date shall be the total of the amounts held in the
Custodial  Account at the close of business on the preceding  Determination  Date which were received after the Cut-off Date on account of (i) Liquidation  Proceeds,  Insurance Proceeds,  and Partial Principal  Prepayments received or made in the month of such Remittance
Date, (ii) Full Principal  Payments  received after the 15th day of the month in the month of such Remittance  Date, and (iii) payments which  represent  early receipt of scheduled  payments of principal  and interest due on a date or dates  subsequent to the related Due
Date.  The  "Non-held  Early Pay Amount"  shall be the total of the amounts on account of payments  which  represent  early  receipt of scheduled payments of principal and interest received on or prior to the Cut-off Date.

                  The  Servicer's  obligation to make such Monthly  Advances as to any Mortgage  Loan will  continue  through the final disposition or liquidation of the Mortgaged  Property,  unless the Servicer deems such advance to be  nonrecoverable  from  Liquidation
Proceeds,  REO  Disposition  Proceeds or Insurance  Proceeds with respect to the applicable  Mortgage  Loan. In such latter event,  the
Servicer  shall  deliver to the Owner an  Officer's  Certificate  of the  Servicer  to the effect that an officer of the  Servicer  has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable  determination  that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

                  Section 5.04 Liquidation Reports.

                  Upon  the  foreclosure  sale of any  Mortgaged  Property  or the  acquisition  thereof  by the  Owner  pursuant  to a deed-in-lieu of  foreclosure,  the Servicer shall submit to the Owner a liquidation  report with respect to such Mortgaged  Property in such form as the  Servicer  and the Owner  shall  agree.  The  Servicer  shall  also  provide  reports  on the  status of REO  Property containing such information as Owner may reasonably require.

                                                     ARTICLE VI

                                            GENERAL SERVICING PROCEDURES

                  Section 6.01   Assumption Agreements.

                  The Servicer will, to the extent it has knowledge of any  conveyance or prospective  conveyance by any Mortgagor of a
Mortgaged  Property  (whether by absolute  conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the  Mortgage),  exercise its rights to  accelerate  the maturity of such Mortgage Loan under any
"due-on-sale"  clause to the extent  permitted  by law;  provided,  however,  that the  Servicer  shall not exercise any such rights if prohibited  by law or the terms of the  Mortgage  Note from doing so or if the  exercise  of such  rights  would  impair or threaten to impair any recovery under the related Primary  Mortgage  Insurance  Policy,  if any. If the Servicer  reasonably  believes it is unable under  applicable  law to enforce such  "due-on-sale"  clause,  the Servicer,  with the approval of the Owner (such  approval not to be unreasonably  withheld),  will enter into an assumption  agreement with the person to whom the Mortgaged  Property has been conveyed or is proposed to be  conveyed,  pursuant to which such person  becomes  liable under the  Mortgage  Note and, to the extent  permitted by applicable  state law, the  Mortgagor  remains  liable  thereon.  Where an assumption  is allowed  pursuant to this Section  6.01,  the
Servicer,  with the prior consent of the primary  mortgage  insurer,  if any, is authorized to enter into a  substitution  of liability agreement  with the person to whom the  Mortgaged  Property  has been  conveyed or is  proposed  to be  conveyed  pursuant to which the original  mortgagor  is released  from  liability  and such Person is  substituted  as mortgagor  and becomes  liable under the related
Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                  In connection  with any such  assumption or  substitution  of liability,  the Servicer shall follow the  underwriting practices and procedures of the Fannie Mae Guide.  With respect to an assumption or  substitution of liability,  the Mortgage  Interest
Rate borne by the related  Mortgage  Note and the amount of the  Monthly  Payment may not be changed.  The  Servicer  shall  notify the
Owner that any such  substitution  of liability or assumption  agreement has been  completed by forwarding to the Owner the original of any such  substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage Loan Documents and shall,  for all purposes,  be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting  a part  thereof.  All fees  collected by the  Servicer  for entering  into an  assumption  or  substitution  of liability agreement shall belong to the Servicer.

                  Notwithstanding  the foregoing  paragraphs  of this section or any other  provision of this  Agreement,  the Servicer shall not be deemed to be in default,  breach or any other  violation of its  obligations  hereunder by reason of any  assumption  of a
Mortgage  Loan by  operation of law or any  assumption  which the Servicer may be  restricted  by law from  preventing,  for any reason whatsoever.  For purposes of this Section  6.01,  the term  "assumption"  is deemed to also  include a sale of the  Mortgaged  Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  Section 6.02  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

                  Upon  the  payment  in full of any  Mortgage  Loan,  the  Servicer  will  immediately  notify  the  Custodian  with a certification  and request for release by a Servicing  Officer,  which  certification  shall include a statement to the effect that all amounts  received in connection with such payment which are required to be deposited in the Custodial  Account pursuant to Section 4.04 have been so  deposited,  and a request  for  delivery  to the  Servicer  of the portion of the  Mortgage  Loan  Documents  held by the
Custodian,  and unless the related  Mortgage Loans are the subject of a Pass-Through  Transfer,  such request is to be  acknowledged by the Owner.  Upon  receipt of such  certification  and  request,  the Owner shall  promptly  release or cause the  Custodian to promptly release the related  Mortgage Loan  Documents to the Servicer and the Servicer  shall prepare and deliver for execution by the Owner or at the Owner's option  execute under the authority of a power of attorney  delivered to the Servicer by the Owner any  satisfaction  or release.  No expense  incurred in connection with any instrument of  satisfaction  or deed of  reconveyance  shall be chargeable to the
Custodial Account.

                  In the event  the  Servicer  satisfies  or  releases  a  Mortgage  without  having  obtained  payment  in full of the indebtedness  secured by the Mortgage or should it  otherwise  prejudice  any right the Owner may have under the mortgage  instruments, the Servicer,  upon written demand,  shall remit within two Business Days to the Owner the then  outstanding  principal  balance of the related  Mortgage  Loan by deposit  thereof in the  Custodial  Account.  The Servicer  shall  maintain the Fidelity  Bond  insuring the
Servicer  against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance  with the  procedures set forth herein.

                  From time to time and as  appropriate  for the  servicing or  foreclosure  of the Mortgage  Loans,  including for the purpose of collection  under any Primary  Mortgage  Insurance  Policy,  upon request of the Servicer and delivery to the Custodian of a servicing  receipt signed by a Servicing  Officer (and unless the related  Mortgage  Loans are the subject of a Pass-Through  Transfer, acknowledged  by the Owner),  the  Custodian  shall  release the portion of the Mortgage  Loan  Documents  held by the Custodian to the
Servicer.  Such servicing  receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer  exists,  unless the Mortgage Loan has been  liquidated and the  Liquidation  Proceeds relating to the Mortgage Loan have been deposited in the Custodial  Account or such  documents  have been delivered to an attorney,  or to a public  trustee or other  public  official as required  by law,  for  purposes of  initiating  or pursuing  legal  action or other proceedings  for the  foreclosure  of the  Mortgaged  Property  either  judicially  or  non-judicially,  and the  Servicer has promptly delivered to the Owner or the Custodian a  certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  documents  were  delivered  and the purpose or purposes of such  delivery.  Upon  receipt of a  certificate  of a Servicing
Officer  stating that such Mortgage Loan was  liquidated,  the servicing  receipt shall be released by the Owner or the  Custodian,  as applicable, to the Servicer.

                  Section 6.03 Servicing Compensation.

                  As compensation for its services hereunder,  the Servicer shall be entitled to withdraw from the Custodial Account or to retain  from  interest  payments  on the  Mortgage  Loans the amounts  provided  for as the  Servicer's  Servicing  Fee.  Additional
servicing  compensation  in the form of assumption  fees, as provided in Section 6.01,  late payment  charges and other  ancillary fees shall be  retained by the  Servicer to the extent not  required  to be  deposited  in the  Custodial  Account.  The  Servicer  shall be required  to pay all  expenses  incurred by it in  connection  with its  servicing  activities  hereunder  and shall not be entitled to reimbursement therefor except as specifically provided for.

                  Section 6.04  Annual Statement as to Compliance.

                  The Servicer will deliver to the Owner not later than 90 days  following the end of each fiscal year of the Servicer, an Officers'  Certificate  stating,  as to each  signatory  thereof,  that (i) a review of the  activities  of the Servicer  during the preceding  calendar year and of performance under this Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review, the Servicer has fulfilled all of its obligations under this Agreement  throughout such year,  or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such officers  and the nature and status  thereof  except for such  defaults  as such  Officers in their good faith  judgment  believe to be immaterial.

                  Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

                  Not later than 90 days  following  the end of each fiscal year of the  Servicer,  the  Servicer at its expense  shall cause a firm of independent  public  accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain  documents and records relating to the Servicer's  servicing of mortgage loans of the same type as the Mortgage  Loans pursuant to servicing  agreements  substantially  similar to this  Agreement, which  agreements may include this Agreement,  and that, on the basis of such an  examination,  conducted  substantially  in accordance with the Uniform Single Attestation  Program for Mortgage Bankers,  such firm is of the opinion that the Servicer's  servicing has been conducted in compliance with the agreements  examined  pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

                  Section 6.06  Owner's Right to Examine Servicer Records.

                  The Owner shall have the right to examine and audit, at its expense,  upon reasonable notice to the Servicer,  during business  hours or at such other  times as might be  reasonable  under  applicable  circumstances,  any and all of the books,  records, documentation  or other  information of the Servicer,  or held by another for the Servicer or on its behalf or otherwise,  which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

                  The Servicer  shall  provide to the Owner and any  supervisory  agents or examiners  representing  a state or federal governmental  agency having jurisdiction over the Owner,  including but not limited to OTS, FDIC and other similar entities,  access to any  documentation  regarding  the  Mortgage  Loans  in the  possession  of  the  Servicer  which  may be  required  by any  applicable regulations.  Such access shall be afforded without charge,  upon reasonable  request,  during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal government agency, FDIC, OTS, or any other similar regulations.

                  Section 6.07  Compliance with REMIC Provisions.

                  If a REMIC  election has been made with respect to the  arrangement  under which the Mortgage  Loans and REO Property are held,  the  Servicer  shall not take any action,  cause the REMIC to take any action or fail to take (or fail to cause to be taken)
any action that,  under the REMIC  Provisions,  if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC  (including  but not limited to the tax on  “prohibited  transactions”
as defined in Section  860F(a)(2) of the Code and the tax on  “contribution” to a REMIC set forth in Section 860G(d) of the Code unless the  Servicer  has  received an Opinion of Counsel (at the  expense of the party  seeking to take such  actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                  Section 6.08  Non-solicitation.

                  The Servicer shall not knowingly conduct any solicitation  exclusively  targeted to the Mortgagors for the purpose of inducing or  encouraging  the early  prepayment  or  refinancing  of the  related  Mortgage  Loans.  It is  understood  and agreed that promotions  undertaken  by the Servicer or any agent or affiliate  of the Servicer  which are directed to the general  public at large, including,  without  limitation,  mass  mailings  based on  commercially  acquired  mailing  lists,  newspaper,  radio  and  television advertisements  shall not constitute  solicitation  under this section.  Nothing  contained herein shall prohibit the Servicer from (i)
distributing to Mortgagors any general  advertising  including  information  brochures,  coupon books,  or other similar  documentation which  indicates  services the Seller offers,  including  refinances or (ii) providing  financing of home equity loans to Mortgagors at the Mortgagor’s request.

                                                     ARTICLE VII

                                         REPORTS TO BE PREPARED BY SERVICER

                           Section 7.01  Servicer Shall Provide Information as Reasonably Required.

                  The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement.  The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this
Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service, OTS, FDIC or other regulatory agency requirements.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this
Agreement.

                                                    ARTICLE VIII

                                                    THE SERVICER

                  Section 8.01   Indemnification; Third Party Claims.

                  The Servicer agrees to indemnify the Owner and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the
Owner may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein.  The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the
Mortgage Loans, assume (with the consent of the Owner and with counsel reasonably satisfactory to the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim but failure to so notify the Owner shall not limit its obligations hereunder.  The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the
Owner unless such settlement includes an unconditional release of the Owner from all liability that is the subject matter of such claim.  The provisions of this Section 8.01 shall survive termination of this Agreement. In no event will either Purchaser or Seller be liable to the other party to this Agreement for incidental or consequential damages, including, without limitation, loss of profit or loss of business or business opportunity, regardless of the form of action whether in contract, tort or otherwise.

                  Section 8.02   Merger or Consolidation of the Servicer.

                  The Servicer will keep in full effect its  existence,  rights and  franchises as a corporation  under the laws of the state of its  incorporation  except as permitted  herein,  and will obtain and preserve its  qualification  to do business as a foreign corporation in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  Any Person into which the Servicer  may be merged or  consolidated,  or any  corporation  resulting  from any merger, conversion or  consolidation  to which the Servicer shall be a party, or any Person  succeeding to the business of the Servicer whether or not related to loan  servicing,  shall be the successor of the Servicer  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however,  that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved  mortgagee  whose primary  business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

                  Section 8.03  Limitation on Liability of the Servicer and Others.

                  Neither the Servicer nor any of the  officers,  employees or agents of the Servicer  shall be under any  liability to the Owner for any  action  taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in  judgment  made in good faith;  provided,  however,  that this  provision  shall not protect the  Servicer or any such person against any breach of warranties or  representations  made herein,  or failure to perform in any way its obligations in compliance with any standard of care set forth in this  Agreement,  or any  liability  which would  otherwise be imposed by reason of negligence or any breach of the terms and  conditions  of this  Agreement.  The Servicer  and any officer,  employee or agent of the Servicer may rely in good faith on any  document of any kind prima facie  properly  executed  and  submitted  by the Owner  respecting  any matters  arising hereunder.  The Servicer shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the Mortgage  Loans in accordance  with this Agreement and which in its opinion may involve it in any expenses or  liability;  provided,  however,  that the Servicer may,  with the consent of the Owner,  which  consent  shall not be  unreasonably withheld,  undertake any such action which it may deem  necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom shall be  expenses,  costs and  liabilities  for which the Owner will be liable,  and the Servicer  shall be entitled to be  reimbursed therefor from the Owner upon written demand.

                  Section 8.04  Servicer Not to Resign.

                  The Servicer  shall not resign from the  obligations  and duties hereby imposed on it except by mutual consent of the
Servicer and the Owner or upon the  determination  that its duties  hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Servicer.  Any such  determination  permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect  delivered to the Owner which Opinion of Counsel shall be in form and substance  acceptable to the
Owner.  No such  resignation  shall  become  effective  until a  successor  shall have  assumed  the  Servicer's  responsibilities  and obligations hereunder in the manner provided in Section 11.01.

                  Section 8.05   No Transfer of Servicing.

                  With respect to the  retention of the Servicer to service the Mortgage  Loans  hereunder,  the Servicer  acknowledges that the Owner has acted in  reliance  upon the  Servicer's  independent  status,  the  adequacy  of its  servicing  facilities,  plan, personnel,  records and procedures,  its integrity,  reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this section,  the Servicer  shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties hereunder or any portion  thereof,  or sell or otherwise  dispose of all or  substantially  all of its property or assets,  without the prior  written  approval of the Owner,  which  approval  shall not be  unreasonably  withheld;  provided  that the
Servicer may assign the  Agreement and the  servicing  hereunder  without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such  affiliate is a Fannie Mae and Freddie Mac approved  servicer and (ii) if it is intended that such affiliate be spun off to the  shareholders  of the Servicer,  such affiliate have a GAAP net worth of at least
$10,000,000  and (iii) such affiliate  shall deliver to the Owner a  certification  pursuant to which such affiliate  shall agree to be bound by the terms and  conditions of this  Agreement  and shall  certify that such  affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                                     ARTICLE IX

                                                      DEFAULT
                  Section 9.01  Events of Default.
                  In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                  (i)      any failure by the  Servicer  to remit to the Owner any payment  required to be made under the terms of this
Agreement  which  continues  unremedied for a period of three (3) Business Days after written notice thereof (it being  understood that this subparagraph shall not affect Servicer's  obligation  pursuant to Section 5.01 to pay default interest on any remittance  received by the Owner after the Business Day on which such payment was due); or

                  (ii)     any failure on the part of the Servicer duly to observe or perform in any material  respect any other of the covenants or  agreements on the part of the Servicer set forth in this  Agreement,  the breach of which has a material  adverse  effect and which  continue  unremedied  for a period of sixty days  (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance  policy required to be maintained  under this Agreement and such failure shall be deemed to have a material  adverse  effect) after the date on which written notice of such failure,  requiring the same to be remedied,  shall have been given to the Servicer by the Owner; or

                  (iii)    a decree or order of a court or agency or supervisory  authority having  jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt,  marshaling of assets and liabilities or similar  proceedings,  or for the  winding-up  or  liquidation  of its affairs,  shall have been entered  against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv)     the Servicer shall consent to the  appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy,  readjustment of debt,  marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (v)      the  Servicer  shall admit in writing its  inability to pay its debts  generally as they become due,  file a petition  to take  advantage  of any  applicable  insolvency  or  reorganization  statute,  make an  assignment  for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi)     the  Servicer  ceases to be approved by either  Fannie Mae or Freddie Mac (to the extent such  entities  are then  operating in a capacity  similar to that in which they  operate on the Closing  Date) as a mortgage  loan  servicer for more than thirty days to the extent such entities perform similar functions; or

                  (vii)    the Servicer  attempts to assign its right to  servicing  compensation  hereunder or the Servicer  attempts, without the consent of the Owner,  to sell or  otherwise  dispose of all or  substantially  all of its  property or assets or to assign this  Agreement  or the  servicing  responsibilities  hereunder or to delegate its duties  hereunder or any portion  thereof  except as otherwise permitted herein.

                  then,  and in each and every such case, so long as an Event of Default shall not have been  remedied,  the Owner,  by notice in writing to the  Servicer  may, in addition to whatever  rights the Owner may have under  Section 8.01 and at law or equity to damages,  including  injunctive  relief and specific  performance,  terminate all the rights and obligations of the Servicer under this
Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Servicer for the same. On or after the receipt by the Servicer of such written notice,  all authority and power of the Servicer under this Agreement,  whether with respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the  successor  appointed  pursuant to Section  11.01.  Upon written request from the Owner, the Servicer shall prepare,  execute and deliver,  any and all documents and other  instruments,  place in such successor's  possession  all Servicing  Files,  and do or accomplish  all other acts or things  necessary or  appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or  assignment  of the Mortgage  Loans and related  documents,  or otherwise,  at the Servicer's sole expense.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's  responsibilities and rights hereunder,  including,  without limitation, the transfer to such  successor  for  administration  by it of all cash amounts  which shall at the time be credited by the  Servicer to the  Custodial
Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

                  Section 9.02 Waiver of Defaults.

                  The Owner may waive only by  written  notice  any  default by the  Servicer  in the  performance  of its  obligations hereunder and its  consequences.  Upon any such waiver of a past default,  such default shall cease to exist,  and any Event of Default arising  therefrom  shall be deemed to have been  remedied  for every  purpose of this  Agreement.  No such waiver  shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                        ARTICLE X

                                                      TERMINATION

                  Section 10.01  Termination.

                  The respective  obligations  and  responsibilities  of the Servicer shall  terminate upon: (i) the later of the final payment or other  liquidation  (or any advance with respect  thereto) of the last Mortgage Loan or the  disposition of all REO Property and the  remittance  of all  funds due  hereunder;  or (ii) by mutual  consent  of the  Servicer  and the  Owner in  writing;  or (iii)
termination by the Owner pursuant to Section 9.01.  Simultaneously  with any such termination and the transfer of servicing  hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

                  Section 10.02  Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole        Loan  Transfer or a
Pass-Through Transfer.

         The Servicer  acknowledges  and the Owner agrees that with respect to some or all of the Mortgage Loans,  the Owner may effect either (1) one or more Whole Loan Transfers, or  (2) one or more Pass-Through Transfers.

         The Servicer shall cooperate with the Owner in connection with any Whole Loan Transfer or Pass-Through  Transfer  contemplated by the Owner pursuant to this Section.  In connection  therewith,  and without  limitation,  the Owner shall deliver any reconstitution agreement  or other  document  related to the Whole Loan  Transfer or  Pass-Through  Transfer to the Servicer at least 15 days prior to such transfer (or 30 days if such transfer is to take place in March,  June,  September or December) and the Servicer shall execute any such reconstitution  agreement which contains provisions  substantially  similar to those herein or otherwise reasonably  acceptable to the Owner and the Servicer and which restates the  representations  and warranties  contained in Article III as of the date of transfer
(except to the extent any such representation or warranty is not accurate on such date).

         With  respect to each Whole Loan  Transfer or  Pass-Through  Transfer,  as the case may be,  effected by the Owner,  Owner (i)
shall reimburse  Servicer for all reasonable  out-of-pocket  third party costs and expenses related thereto and (ii) shall pay Servicer a reasonable  amount  representing  time and effort expended by Servicer related thereto (which amount shall be reasonably  agreed upon by Servicer and Owner prior to the expenditure of such time and effort);  provided,  however,  that for each Whole Loan Transfer and/or
Pass-Through  Transfer,  the sum of such amounts  described in  subsections  (i) and (ii) above shall in no event  exceed  $5,000.  For purposes of this paragraph,  all Whole Loan Transfers and/or Pass-Through  Transfers made to the same entity within the same accounting cycle shall be considered one Whole Loan Transfer or Pass-Through Transfer.

                  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                                     ARTICLE XI

                                              MISCELLANEOUS PROVISIONS

                  Section 11.01  Successor to the Servicer.

                  Prior to termination of the Servicer's  responsibilities  and duties under this Agreement  pursuant to Sections 8.04,
9.01 or 10.01(ii),  the Owner shall (i) succeed to and assume all of the Servicer's  responsibilities,  rights,  duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume  all of the  responsibilities,  duties and  liabilities  of the  Servicer  under this  Agreement  prior to the termination of the Servicer's  responsibilities,  duties and liabilities under this Agreement.  In connection with such appointment and assumption,  the Owner may make such  arrangements  for the  compensation  of such  successor out of payments on Mortgage  Loans as the
Owner and such successor shall agree. In the event that the Servicer's  duties,  responsibilities  and liabilities under this Agreement should be terminated  pursuant to the aforementioned  sections,  the Servicer shall discharge such duties and  responsibilities  during the period from the date it acquires  knowledge of such termination  until the effective date thereof with the same degree of diligence and  prudence  which it is  obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might  impair or prejudice  the  rights  or  financial  condition  of its  successor.  The  resignation  or  removal  of the  Servicer  pursuant  to the aforementioned  sections  shall not become  effective  until a successor  shall be  appointed  pursuant to this section and shall in no event relieve the Servicer of the  representations  and warranties made pursuant to Article III and the remedies available to the Owner under  Section  8.01, it being  understood  and agreed that the  provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  Any successor  appointed as provided  herein shall execute,  acknowledge and deliver to the Servicer and to the Owner an instrument  accepting such  appointment,  whereupon such successor  shall become fully vested with all the rights,  powers,  duties, responsibilities,  obligations and liabilities of the Servicer,  with like effect as if originally  named as a party to this Agreement.
Any  termination or resignation of the Servicer or this Agreement  pursuant to Section 8.04,  9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

                  The Servicer  shall promptly  deliver to the successor the funds in the Custodial  Account and the Escrow Account and the  Servicing  Files and related  documents and  statements  held by it hereunder  and the Servicer  shall account for all funds.  The
Servicer  shall  execute and deliver  such  instruments  and do such other things all as may  reasonably  be required to more fully and definitely  vest and confirm in the successor all such rights,  powers,  duties,  responsibilities,  obligations and liabilities of the
Servicer.  The successor shall make such  arrangements as it may deem  appropriate to reimburse the Servicer for unrecovered  Servicing
Advances  which the  successor  retains  hereunder  and which would  otherwise  have been  recovered by the  Servicer  pursuant to this
Agreement but for the appointment of the successor servicer.

                  Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

                  Section 11.02  Amendment.

                  This  Agreement  may be amended from time to time by the Servicer  and the Owner by written  agreement  signed by the
Servicer and the Owner.

                  Section 11.03  Recordation of Agreement.

                  To the extent  permitted by applicable  law,  this  Agreement is subject to  recordation  in all  appropriate  public offices for real property records in all the counties or other comparable  jurisdictions in which any of all the properties  subject to the Mortgages are situated,  and in any other appropriate public recording office or elsewhere,  such recordation to be effected by the
Owner at the  Owner's  expense on  direction  of the Owner  accompanied  by an opinion of counsel to the effect  that such  recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

                  Section 11.04  Governing Law.

                  THIS  AGREEMENT  SHALL BE GOVERNED BY AND  CONSTRUED IN  ACCORDANCE  WITH THE INTERNAL  LAWS OF THE STATE OF NEW YORK
WITHOUT  GIVING EFFECT TO PRINCIPLES  OF CONFLICTS OF LAWS.  THE  OBLIGATIONS,  RIGHTS AND REMEDIES OF THE PARTIES  HEREUNDER  SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 11.05  Notices.

                  Any demands,  notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail,  postage  prepaid,  and  return  receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i)               if to the Servicer:

                  500 Enterprise Road
                  Horsham, Pennsylvania 19044
                  Attention: Mr. Frank Ruhl
                  Telecopier No.: (215) 682-3396

(ii)              if to the Owner:

                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Mr. Edward Raice
                  Telecopier No.:  (972) 444-2810

or such other  address as may  hereafter  be furnished to the other party by like notice.  Any such demand,  notice,  or  communication hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

                  Section 11.06  Severability of Provisions.

                  Any part, provision,  representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable  shall be  ineffective  to the  extent  of such  prohibition  or  unenforceability  without  invalidating  the  remaining provisions  hereof. Any part,  provision,  representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating  the  remaining  provisions  hereof,  and  any  such  prohibition  or  unenforceability  in any jurisdiction  as to any Mortgage Loan shall not invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted by applicable  law, the parties  hereto waive any provision of law which  prohibits or renders void or  unenforceable any provision  hereof. If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the  economic  benefit  intended to be  conferred  by this  Agreement,  the parties  shall  negotiate,  in good faith,  to develop a structure the economic effect of which is nearly as possible the same as the economic  effect of this Agreement  without regard to such invalidity.

                  Section 11.07  Exhibits.

                  The  exhibits to this  Agreement  are hereby  incorporated  and made a part  hereof and are an integral  part of this
Agreement.

                  Section 11.08  General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i)      the terms defined in this  Agreement  have the meanings  assigned to them in this  Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii)     accounting  terms not  otherwise  defined  herein  have the  meanings  assigned to them in  accordance  with generally accepted accounting principles;

                  (iii)    references herein to "Articles,"  "Sections,"  "Subsections,"  "Paragraphs," and other subdivisions  without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv)     a reference to a Subsection  without  further  reference to a Section is a reference to such  Subsection  as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v)      the words  "herein,"  "hereof,"  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi)     the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 11.09  Reproduction of Documents.

                  This  Agreement  and all  documents  relating  hereto,  including,  without  limitation,  (i)  consents,  waivers and modifications  which may hereafter be executed,  (ii) documents received by any party at the closing,  and (iii) financial  statements, certificates and other information previously or hereafter furnished,  may be reproduced by any photographic,  photostatic,  microfilm, micro-card,  miniature  photographic  or other similar  process.  The parties agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and whether or not such  reproduction  was made by a party in the  regular  course of  business,  and that any  enlargement,  facsimile  or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 11.10  Confidentiality of Information.

                  Each party  recognizes  that,  in  connection  with this  Agreement,  it may become privy to  non-public  information regarding  the  financial  condition,  operations  and  prospects of the other party.  Except as required to be disclosed by law,  each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential,  and to use all such  information solely in order to effectuate the purpose of this Agreement.

                  Section 11.11  Recordation of Assignments of Mortgage.

                  To the extent  permitted by applicable  law, each of the  Assignments  of Mortgage is subject to  recordation  in all appropriate  public offices for real property records in all the counties or other comparable  jurisdictions in which any or all of the
Mortgaged Properties are situated,  and in any other appropriate public recording office or elsewhere,  such recordation to be effected by the Servicer at the Owner's expense.

                  Section 11.12  Assignment by the Owner.

                  The Owner shall have the right,  without the consent of the  Servicer  hereof,  to assign,  in whole or in part,  its interest  under this Agreement  with respect to some or all of the Mortgage  Loans,  and designate any person to exercise any rights of the Owner  hereunder,  by executing an assignment and assumption  agreement  reasonably  acceptable to the Servicer and the assignee or designee  shall accede to the rights and  obligations  hereunder of the Owner with respect to such  Mortgage  Loans.  In no event shall
Owner sell a partial  interest in any Mortgage  Loan.  All  references  to the Owner in this  Agreement  shall be deemed to include its assignees or  designees.  It is  understood  and agreed  between the Owners and the Servicer  that no more than five (5) Persons  shall have the right of owner under this Agreement at any one time.

                  Section 11.13  No Partnership.

                  Nothing  herein  contained  shall be deemed or  construed to create a  co-partnership  or joint  venture  between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

                  Section 11.14  Execution; Successors and Assigns.

                  This  Agreement  may be  executed  in one or more  counterparts  and by the  different  parties  hereto  on  separate counterparts,  each of which, when so executed,  shall be deemed to be an original; such counterparts,  together,  shall constitute one and the same  agreement.  Subject to Section 8.04,  this  Agreement  shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

                  Section 11.15  Entire Agreement.

                  Each of the Servicer and the Owner  acknowledge  that no  representations,  agreements or promises were made to it by the other party or any of its employees other than those  representations,  agreements or promises specifically  contained herein. This
Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

                  IN WITNESS  WHEREOF,  the  Servicer  and the Owner have caused  their names to be signed  hereto by their  respective officers thereunto duly authorized as of the date and year first above written.

                                            GMAC MORTGAGE CORPORATION
                                            Servicer

                                            By: ________________________________________
                                                 Name:
                                                 Title:

                                            EMC MORTGAGE CORPORATION
                                            Owner

                                            By:________________________________________

                                                      EXHIBIT A

                                               MORTGAGE LOAN SCHEDULE

                                                      EXHIBIT B

                                         CUSTODIAL ACCOUNT LETTER AGREEMENT
                                                       (date)

To:______________________
_________________________
_________________________
    (the "Depository")

                  As   "Servicer"   under   the   Servicing    Agreement,    dated   as   of   ,   (the    "Agreement"),    we   hereby
authorize and request you to establish an account,  as a Custodial Account pursuant to Section 4.04 of the Agreement,  to be designated as "[Servicer]  Custodial Account, in trust for [Owner],  Owner of Whole Loan Mortgages,  and various  Mortgagors." All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the  Servicer.  You may refuse any deposit which would result in violation of the  requirement  that the account be fully  insured as  described  below.  This letter is submitted to you in  duplicate.
Please execute and return one original to us.

                                   By:____________________
                                   Name:__________________
                                   Title:_________________

                  The undersigned,  as  "Depository",  hereby  certifies that the above described  account has been  established  under
Account  Number  __________,  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided  above.  The full amount  deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit
Insurance  Corporation  through the Bank  Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in Permitted
Investments as defined in the Agreement.

                                   [                  ]
                                   (name of Depository)
                                   By:____________________
                                   Name:__________________
                                   Title:_________________

                                                      EXHIBIT C

                                           ESCROW ACCOUNT LETTER AGREEMENT

                                                       (date)

To:___________________________
______________________________
______________________________
       (the "Depository")

                  As    "Servicer"    under    the    Servicing    Agreement,    dated   as   of   (the    "Agreement"),    we   hereby
authorize and request you to establish an account,  as an Escrow Account  pursuant to Section 4.06 of the  Agreement,  to be designated as "[Servicer]  Escrow Account,  in trust for [Owner],  Owner of Whole Loan  Mortgages,  and various  Mortgagors."  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the  Servicer.  You may refuse any deposit which would result in violation of the  requirement  that the account be fully  insured as  described  below.  This letter is submitted to you in  duplicate.
Please execute and return one original to us.

                                   By:____________________
                                   Name:__________________
                                   Title:_________________

                  The undersigned,  as  "Depository",  hereby  certifies that the above described  account has been  established  under
Account  Number  __________,  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided  above.  The full amount  deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit
Insurance  Corporation  through the Bank  Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in Permitted
Investments as defined in the Agreement.

                                   [                  ]
                                   (name of Depository)
                                   By:____________________
                                   Name:__________________
                                   Title:_________________

                                                      EXHIBIT D

                                                 REQUEST FOR RELEASE

                                                      EXHIBIT E

                                            LOAN LEVEL SCHEDULED-SCHEDULED
                                                REMITTANCE TAPE LAYOUT

                                                                                                                        EXHIBIT H-7

                                                       EMC MORTGAGE CORPORATION
                                                              Purchaser,

                                                    HSBC MORTGAGE CORPORATION (USA)

                                                               Company,

                                                         AMENDED AND RESTATED
                                             PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                     Dated as of September 1, 2005

                                              (Fixed and Adjustable Rate Mortgage Loans)

                                                               ARTICLE I

Section 1.01     Defined Terms............................................................................2

                                                              ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                                              ARTICLE III

                                                              ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts...................................................41
Section 4.05     Permitted Withdrawals from the
                         Custodial Account................................................................42
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts......................................................43
Section 4.07     Permitted Withdrawals From Escrow Account................................................44
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy.................................................................47
Section 4.12     Fidelity Bond, Errors and Omissions

                                                               ARTICLE V

                                                              ARTICLE VI

Section 6.01     Assumption Agreements....................................................................53
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants’ Servicing Report....................................................56
Section 6.06     Purchaser’s Right to Examine Company Records.............................................56

                                                              ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required........................................................................57

                                                             ARTICLE VIII

                                                              ARTICLE IX

Section 9.01     Events of Default........................................................................61
Section 9.02     Waiver of Defaults.......................................................................62

                                                               ARTICLE X

Section 10.01     Termination.............................................................................62
Section 10.02     Termination without cause...............................................................63

                                                              ARTICLE XI

Section 11.19     Monthly Reporting with Respect to a Reconstitution......................................

EXHIBITS
   A                   Contents of Mortgage File
   B                   Custodial Account Letter Agreement
   C                   Escrow Account Letter Agreement
   D                   Form of Assignment, Assumption and Recognition Agreement
   E                   Form of Trial Balance
   F                   [reserved]
   G                   Request for Release of Documents and Receipt
   H                   Company’s Underwriting Guidelines
   I                   Form of Term Sheet
   J                   Reconstituted Mortgage Loan Reporting

         This is an Amended and Restated  Purchase,  Warranties and Servicing  Agreement,  dated as of September 1, 2005,  which amends and restates the Purchase,  Warranties and Servicing  Agreement,  originally dated May 1, 2002, each between EMC MORTGAGE  CORPORATION, as Purchaser,  with offices located at Mac Arthur Ridge II, 909 Hidden Ridge Drive,  Suite 200, Irving,  Texas 75038 (the  "Purchaser")
and HSBC Mortgage Corporation (USA), with offices located at 2929 Walden Avenue, Depew, New York 14043 (the "Company").

                                                         W I T N E S S E T H :

         WHEREAS,  the Purchaser has heretofore  agreed to purchase from the Company and the Company has  heretofore  agreed to sell to the Purchaser, from time to time, certain Mortgage Loans on a servicing retained basis;

         WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other security  instrument  creating a first lien on a residential  dwelling  located in the jurisdiction  indicated on the Mortgage Loan Schedule,  which is annexed to the related
Term Sheet; and

         WHEREAS,  the Purchaser and the Company wish to prescribe the  representations  and  warranties of the Company with respect to itself and the Mortgage Loans and the management, servicing and control of the Mortgage Loans;

         NOW,  THEREFORE,  in  consideration  of the  mutual  agreements  hereinafter  set  forth,  and for  other  good  and  valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                                               ARTICLE I

                                                              DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this  Agreement,  the following  words and phrases,  unless the context  otherwise  requires,  shall have the following meaning specified in this Article:

         Accepted Servicing  Practices:  With respect to any Mortgage Loan, those mortgage servicing  practices  (including  collection procedures)  of prudent  mortgage  banking  institutions  which  service  mortgage  loans of the same type as such Mortgage Loan in the jurisdiction  where the related  Mortgaged  Property is located,  and which are in accordance  with Fannie Mae servicing  practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

         Adjustment  Date:  As to each  adjustable  rate  Mortgage  Loan,  the date on which the Mortgage  Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement:  This  Purchase,  Warranties  and  Servicing  Agreement  including  all  exhibits  hereto,  amendments  hereof  and supplements hereto.

         Appraised  Value:  With respect to any Mortgaged  Property,  the lesser of (i) the value thereof as determined by an appraisal made for the  originator  of the Mortgage  Loan at the time of  origination  of the Mortgage  Loan by an appraiser  who met the minimum requirements  of Fannie Mae and FHLMC,  and (ii) the purchase price paid for the related  Mortgaged  Property by the Mortgagor with the proceeds of the Mortgage Loan,  provided,  however,  in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based  solely upon the value  determined  by an appraisal  made for the  originator  of such  Refinanced  Mortgage  Loan at the time of origination  of such  Refinanced  Mortgage Loan by an appraiser who met the minimum  requirements  of FANNIE MAE and FHLMC.  However in the case of a mortgage  made on property in New York State  value will  always be  determined  by the  appraisal  for  determining  any requirement for primary mortgage insurance only.

         Assignment:  An individual  assignment  of the Mortgage,  notice of transfer or  equivalent  instrument,  in recordable  form, sufficient  under the laws of the  jurisdiction  wherein  the  related  Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         BIF:  The Bank Insurance Fund, or any successor thereto.

         Business  Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal holiday in the State of New York or (iii) a day on which banks in the State of New York are authorized or obligated by law or executive order to be closed.

         Buydown  Agreement:  An agreement  between the Seller and a Mortgagor,  or an agreement  among the Company,  a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

         Buydown Funds: In respect of any Buydown  Mortgage Loan, any amount  contributed by seller of a Mortgaged  Property subject to a Buydown  Mortgage  Loan, the buyer of such  property,  the Company or any other source,  plus interest  earned  thereon,  in order to enable the Mortgagor to reduce the payments required to be made from the mortgagor’s fund in the early years of a Mortgage Loan.

         Buydown  Mortgage Loan: Any Mortgage Loan in respect of which,  pursuant to a Buydown  Agreement,  (i) the Mortgagor pays less than the full monthly  payments  specified in the Mortgage Note for a specified  period,  and (ii) the difference  between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

         Buydown Period:  The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

         Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Code:    The Internal Revenue Code of 1986, or any successor statute thereto.

         Company: HSBC Mortgage Corporation (USA), their successors in interest and assigns, as permitted by this Agreement.

         Condemnation  Proceeds:  All awards or  settlements  in respect of a  Mortgaged  Property,  whether  permanent  or  temporary, partial or entire,  by  exercise  of the power of eminent  domain or  condemnation,  to the extent not  required  to be  released  to a
Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Confirmation:  The trade confirmation letter between the Purchaser and the Company which relates to the Mortgage Loans.

         Consumer Information:  Information  including,  but not limited to, all personal information about Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

         Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op  Loan:  A Mortgage  Loan  secured by the pledge of stock  allocated  to a  dwelling  unit in a  residential  cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Credit Score: The credit score of the Mortgagor provided by Fair, Isaac & Company,  Inc. or such other organization  providing credit scores as per HSBC underwriting/program guidelines in affect at the time of the origination of a Mortgage Loan.

         Current Appraised Value:   With respect to any Mortgaged  Property,  the value thereof as determined by an appraisal  made for the Company (by an appraiser who met the  requirements  of the Company and Fannie Mae) at the request of a Mortgagor for the purpose of canceling a Primary  Mortgage  Insurance  Policy in accordance with federal,  state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

         Current LTV:      The  ratio of the  Stated  Principal  Balance  of a  Mortgage  Loan to the  Current  Appraised  Value of the
Mortgaged Property.

         Custodial  Account:  Each separate demand account or accounts  created and maintained  pursuant to Section 4.04 which shall be entitled  "[_____________________],  in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Custodian:  With respect to any Mortgage  Loan,  the entity stated on the related Term Sheet,  and its successors and assigns, as custodian for the Purchaser.

         Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Determination  Date:  The 15th day (or if such 15th day is not a Business  Day, the Business Day  immediately  preceding  such
15th day) of the month of the related Remittance Date.

         Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan,  exclusive of any days of grace,  which is the first day of the month.

         Due Period:  With respect to any  Remittance  Date, the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

         Eligible Account:  An account established and maintained:  (i) within FDIC insured accounts created,  maintained and monitored by the Company so that all funds deposited  therein are fully insured,  or (ii) as a trust account with the corporate trust  department of a  depository  institution  or trust  company  organized  under the laws of the  United  States of  America or any one of the states thereof or the District of Columbia which is not  affiliated  with the Company (or any  sub-servicer)  or (iii) with an entity which is an institution  whose deposits are insured by the FDIC, the unsecured and  uncollateralized  long-term debt  obligations of which shall be rated “A2” or higher by  Standard & Poor’s and “A” or higher by Fitch,  Inc.  or one of the two  highest  short-term  ratings by any applicable Rating Agency, and which is either (a) a federal savings  association duly organized,  validly existing and in good standing under the federal banking laws, (b) an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state, (c) a national banking  association under the federal banking laws, or (d) a principal  subsidiary of a bank holding company,  or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities,  the equivalent required ratings of each Rating  Agency,  and held such that the rights of the  Purchaser  and the owner of the  Mortgage  Loans  shall be fully  protected against the claims of any creditors of the Company (or any  sub-servicer)  and of any creditors or  depositors  of the  institution  in which such account is maintained or (v) in a separate  non-trust  account without FDIC or other  insurance in an Eligible  Institution.
In the event that a Custodial  Account is  established  pursuant to clause (iii),  (iv) or (v) of the preceding  sentence,  the Company shall provide the Purchaser  with written notice on the Business Day following the date on which the  applicable  institution  fails to meet the applicable ratings requirements.

         Eligible  Institution:  An institution  having (i) the highest  short-term debt rating,  and one of the two highest  long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

         Equity  Take-Out  Refinanced  Mortgage  Loan:  A  Refinanced  Mortgage  Loan the  proceeds  of  which  were in  excess  of the outstanding  principal  balance of the  existing  mortgage  loan as defined  in the HSBC  underwriting  manual in effect at the time of origination.

         Escrow  Account:  Each  separate  trust  account or accounts  created and  maintained  pursuant to Section 4.06 which shall be entitled  "__________________,  in trust for the  [Purchaser],  Owner of Adjustable  Rate Mortgage Loans,  and various  Mortgagors" and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser"  with respect to the related  Mortgage
Loans.

         Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes,  assessments,  water rates, sewer rents,  municipal charges,  mortgage insurance premiums,  fire and hazard insurance premiums,  condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

         Fannie Mae:       The Federal National Mortgage Association, or any successor thereto.

         Fannie Mae  Guide(s):  The Fannie  Mae  Selling  Guide and the Fannie Mae  Servicing  Guide and all  amendments  or  additions thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

         FHLMC Guide:  The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         First  Remittance  Date:  With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

         GAAP:  Generally accepted accounting principles, consistently applied.

         HUD:  The United States Department of Housing and Urban Development or any successor.

         Index:  With respect to any adjustable  rate Mortgage  Loan, the index  identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

         Initial Rate Cap: As to each  adjustable  rate  Mortgage  Loan,  where  applicable,  the  maximum  increase or decrease in the
Mortgage Interest Rate on the first Adjustment Date.

         Insurance  Proceeds:  With respect to each Mortgage  Loan,  proceeds of insurance  policies  insuring the Mortgage Loan or the related Mortgaged Property.

         Interest  Only  Mortgage  Loan:  A Mortgage  Loan that  requires  payment of interest  for a period of time  specified  on the related  Mortgage  Note during the  interest-only  period  followed by full  amortization  of the  remaining  balance for the remaining duration of the loan.

         Lifetime  Rate Cap: As to each  adjustable  rate  Mortgage  Loan,  the maximum  Mortgage  Interest  Rate over the term of such
Mortgage Loan.

         Liquidation  Proceeds:  Cash received in connection  with the  liquidation of a defaulted  Mortgage Loan,  whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

         Loan-to-Value  Ratio or LTV: With respect to any Mortgage  Loan,  the ratio of the original  outstanding  principal  amount of the  Mortgage  Loan,  to the lower of the  Appraised  Value or the Sales Price of the  Mortgaged  Property.  However,  in the case of a mortgage made on property in New York State,  value will always be determined by the appraisal  for  determining  any  requirement  for primary mortgage insurance only.

         Margin:  With respect to each adjustable rate Mortgage Loan, the fixed  percentage  amount set forth in each related  Mortgage
Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

         MERS:  Mortgage Electronic Registration System, Inc., a subsidiary of MERSCORP, Inc.

         MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS® System.

         MERS® System:  The electronic mortgage registration system maintained by MERS.

         MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

         MOM Mortgage:  A Mortgage Loan naming MERS as the original mortgagee on the mortgage security instrument.

         Monthly Advance:  The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

         Monthly  Payment:  The  scheduled  monthly  payment of principal  (if  applicable)  and  interest on a Mortgage  Loan which is payable by a Mortgagor under the related Mortgage Note.

         Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a  Mortgage  Note  which  creates a first  lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

         Mortgage File:  The mortgage  documents  pertaining to a particular  Mortgage Loan which are specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as required by Section 4.11.

         Mortgage  Interest Rate: The annual rate at which  interest  accrues on any Mortgage Loan,  which may be adjusted from time to time for an adjustable rate Mortgage Loan, in accordance with the provisions of the related Mortgage Note.

         Mortgage Loan: An individual  mortgage loan which is the subject of this  Agreement,  each Mortgage Loan  originally  sold and subject to this  Agreement  being  identified  on the Mortgage Loan Schedule  attached to the related Term Sheet,  which  Mortgage Loan includes  without  limitation  the Mortgage File, the Monthly  Payments,  Principal  Prepayments,  Liquidation  Proceeds,  Condemnation
Proceeds,  Insurance Proceeds,  REO Disposition Proceeds, and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

         Mortgage Loan Documents:  The documents listed in Exhibit A.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan,  the annual rate of interest  remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

         Mortgage Loan  Schedule:  The schedule of Mortgage  Loans annexed to the related Term Sheet,  such schedule  setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's first and last name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

         (5)      the type of residential property constituting the Mortgaged Property;

         (6)      the original months to maturity of the Mortgage Loan;

         (7)      the  remaining  months to maturity  from the  related  Cut-off  Date,  based on the  original  amortization  schedule  and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

         (8)      the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio, at origination;

         (9)      the Mortgage  Interest Rate as of origination  and as of the related  Cut-off Date;  with respect to each  adjustable rate Mortgage Loan, the initial  Adjustment Date, the next Adjustment Date  immediately  following the related Cut-off Date, the Index, the Margin,  the Initial Rate Cap, if any,  Periodic Rate Cap, if any, minimum  Mortgage  Interest Rate under the terms of the Mortgage
Note and the Lifetime Rate Cap;

         (10)     the Origination Date of the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13)     the amount of the Monthly Payment as of the related  Cut-off Date;

         (14)     the original principal amount of the Mortgage Loan;

         (15)     the scheduled Stated Principal  Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

         (16) a code  indicating  the  purpose  of the  Mortgage  Loan  (i.e.,  purchase,  rate and  term  refinance,  equity  take-out refinance);

         (17) a code indicating the documentation style (i.e. full, alternative, etc.);

         (18)     the number of times during the twelve (12) month period  preceding the related  Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

         (19)     the date on which the first payment is or was due;

         (20)     a code indicating  whether or not the Mortgage Loan is the subject of a Primary Mortgage  Insurance Policy and the name of the related insurance carrier;

         (21)     a code indicating whether or not the Mortgage Loan is currently convertible and the conversion spread;

         (22)     the last Due Date on which a Monthly  Payment was actually  applied to the unpaid  principal  balance of the Mortgage
Loan.

         (23)     product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

         (24)     credit score and/or mortgage score, if applicable;

         (25)     a code indicating whether or not the Mortgage Loan is the subject of a Lender Primary Mortgage Insurance Policy;

         (26)     a code indicating whether or not the Mortgage Loan has a prepayment penalty and if so, the amount and term thereof;

         (27)     the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

         (28)     for any Mortgage  Loan  originated  in the State of New Jersey prior to July 7, 2004,  whether such  Mortgage  Loan is a “Home
                 Loan”, “Covered Home Loan”,  “Manufactured Housing” or “Home Improvement Loan” as defined in the New Jersey Home Ownership Security Act of 2002; and

         (29)     whether the Mortgage Loan has a mandatory arbitration clause;

         (30)     a code indicating whether the Mortgage Loan is a MERS Mortgage Loan;

         (31)     MERS #, if applicable.

         With respect to the Mortgage Loans in the aggregate,  the Mortgage Loan Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the current aggregate outstanding principal balance of the Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)      the weighted average months to next Adjustment Date;

         Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged  Property:  The underlying  real property  securing  repayment of a Mortgage Note,  consisting of a single parcel of real  estate  considered  to be real  estate  under the laws of the state in which  such real  property  is located  which may  include condominium  units and planned  unit  developments,  improved by a  residential  dwelling;  except that with  respect to real  property located in jurisdictions in which the use of leasehold estates for residential  properties is a widely-accepted  practice,  a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

         Mortgagor:  The obligor on a Mortgage Note.

         OCC:  Office of the Comptroller of the Currency, its successors and assigns.

         Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board, the President,  a
Senior Vice  President  or a Vice  President or by the  Treasurer or the  Secretary  or one of the  Assistant  Treasurers  or Assistant
Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

         Opinion of  Counsel:  A written  opinion of  counsel,  who may be an  employee  of the party on behalf of whom the  opinion is being given, reasonably acceptable to the Purchaser.

         Origination  Date: The date on which a Mortgage Loan funded,  which date shall not, in connection  with a Refinanced  Mortgage
Loan,  be the date of the funding of the debt being  refinanced,  but rather the closing of the debt  currently  outstanding  under the terms of the Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, its successors and assigns.

         Periodic Rate Cap: As to each  adjustable rate Mortgage Loan, the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment Date, as set forth in the related Mortgage Note and the related Mortgage Loan Schedule.

         Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations  of, and obligations  fully  guaranteed by the United States of America or any agency or instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;

                  (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each
                  Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii)  repurchase  obligations  with a term not to exceed  thirty  (30)  days and with  respect  to (a) any  security described in clause (i) above and entered into with a depository  institution or trust company  (acting as principal)
                  described in clause (ii)(a) above;

                  (iv) securities  bearing interest or sold at a discount issued by any corporation  incorporated under the laws of the
                  United  States of America or any state  thereof that are rated in one of the two highest  rating  categories  by each
                  Rating Agency at the time of such  investment or  contractual  commitment  providing for such  investment;  provided, however,  that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments  therein will cause the then outstanding  principal  amount of securities  issued by such corporation and held as Permitted  Investments to exceed 10% of the aggregate  outstanding  principal balances of all of the Mortgage
                  Loans and Permitted Investments;

                  (v) commercial paper  (including both  non-interest-bearing  discount  obligations and  interest-bearing  obligations payable on demand or on a specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi) any other  demand,  money market or time  deposit,  obligation,  security or  investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

                  (vii) any money market funds the collateral of which consists of  obligations  fully  guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United  States of America  (which  may  include  repurchase  obligations  secured by collateral  described  in clause (i)) and other  securities  and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided,  however,  that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both  principal  and  interest  with a yield to maturity in excess of 120% of the yield to  maturity  at par or if such  investment  or security is purchased at a price greater than par.

         Person:  Any  individual,  corporation,  partnership,  joint venture,  association,  joint-stock  company,  limited  liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prepayment  Interest  Shortfall:  With  respect to any  Remittance  Date,  for each  Mortgage  Loan that was the  subject of a
Principal  Prepayment  during the related  Prepayment  Period,  an amount equal to the excess of one month’s interest at the applicable
Mortgage Loan  Remittance Rate on the amount of such Principal  Prepayment  over the amount of interest  (adjusted to the Mortgage Loan
Remittance Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

         Prepayment Period:  With  respect  to any  Remittance  Date,  the  calendar  month  preceding  the month in which  such
Remittance Date occurs.

         Primary  Mortgage  Insurance  Policy:  Each  primary  policy of mortgage  insurance  represented  to be in effect  pursuant to
Section 3.02(hh), or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

         Prime Rate:  The prime rate  announced  to be in effect from time to time as  published as the average rate in the Wall Street
Journal (Northeast Edition).

         Principal  Prepayment:  Any payment or other  recovery of  principal on a Mortgage  Loan full or partial  which is received in advance  of its  scheduled  Due Date,  excluding  any  prepayment  penalty,  and  which is not  accompanied  by an  amount of  interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified  Appraiser:  An appraiser who had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security  thereof,  and whose  compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the  appraisal  made by such  appraiser  both  satisfy  the  requirements  of Title XI of FIRREA  and the  regulations  promulgated thereunder and the requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

         Qualified  Insurer:  An  insurance  company  duly  qualified  as such  under the laws of the  states  in which  the  Mortgaged
Properties are located,  duly  authorized and licensed in such states to transact the  applicable  insurance  business and to write the insurance provided, approved as an insurer by Fannie Mae or FHLMC.

         Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the ownership of the Mortgage  Loans is evidenced by  mortgage-backed  securities,  the nationally  recognized rating agencies issuing ratings with respect to such securities, if any.

         Refinanced  Mortgage  Loan:  A Mortgage  Loan which was made to a  Mortgagor  who owned the  Mortgaged  Property  prior to the origination of such Mortgage Loan and the proceeds of which are not in excess of the existing first  mortgage,  as outlined in the HSBC
Underwriting Guidelines in effect at the time of origination.

         REMIC:  A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code.

         REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through
860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance  Date: The 18th day of any month,  beginning with the First  Remittance Date, or if such 18th day is not a Business
Day, the first Business Day immediately preceding such 18th day.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

         REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

         Repurchase  Price:  With  respect  to any  Mortgage  Loan,  a price  equal to (i) the  product  of the  greater of 100% or the percentage of par as stated in the  Confirmation  multiplied by the Stated  Principal  Balance of such Mortgage Loan on the  repurchase date, plus (ii) interest on such  outstanding  principal  balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and  distributed to the Purchaser to the end of the month of repurchase,;  less amounts  received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Sales Price:      With  respect to any Mortgage  Loan the proceeds of which were used by the  Mortgagor to acquire the related
Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

         Servicing  Advances:  All  customary,  reasonable  and  necessary  "out of pocket"  costs and expenses  (including  reasonable attorneys'  fees and  disbursements)  incurred in the  performance  by the Company of its  servicing  obligations,  including,  but not limited  to,  the  cost  of (a)  the  preservation,  restoration  and  protection  of the  Mortgaged  Property,  (b)  any  enforcement, administrative or judicial  proceedings,  or any legal work or advice specifically  related to servicing the Mortgage Loans,  including but not limited to,  foreclosures,  bankruptcies,  condemnations,  drug seizures,  elections,  foreclosures  by subordinate or superior lienholders,  and other legal actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are reasonable and that the  Company  specifies  the  Mortgage  Loan(s)  to which  such  expenses  relate  and,  upon  Purchaser’s  request,  provides documentation  supporting  such expense (which  documentation  would be acceptable to Fannie Mae),  and provided  further that any such enforcement,  administrative or judicial proceeding does not arise out of a breach of any  representation,  warranty or covenant of the
Company  hereunder),  (c) the management and  liquidation  of the Mortgaged  Property if the Mortgaged  Property is acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary  Mortgage  Insurance Policy premiums and fire and hazard  insurance  coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation of the Mortgaged  Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

         Servicing  Fee:  With respect to each  Mortgage  Loan,  the amount of the annual fee the  Purchaser  shall pay to the Company, which  shall,  for a period of one full  month,  be equal to  one-twelfth  of the  product  of (a) the  Servicing  Fee Rate and (b) the outstanding  principal  balance of such Mortgage Loan. Such fee shall be payable  monthly,  computed on the basis of the same principal amount and period  respecting  which any related  interest  payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely from,  the interest  portion of such Monthly  Payment collected  by the  Company,  or as otherwise  provided  under  Section 4.05 and in  accordance  with the Fannie Mae  Guide(s).  Any fee payable to the Company for  administrative  services  related to any REO  Property as  described  in Section 4.13 shall be payable from
Liquidation Proceeds of the related REO Property.

         Servicing Fee Rate:  As set forth in the Term Sheet.

         Servicing  File:  With  respect to each  Mortgage  Loan,  the file  retained by the Company  consisting  of  originals  of all documents in the Mortgage File which are not delivered to the  Purchaser  and copies of the Mortgage Loan  Documents  listed in Exhibit
A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

         Servicing  Officer:  Any officer of the Company  involved in, or  responsible  for, the  administration  and  servicing of the
Mortgage  Loans whose name appears on a list of servicing  officers  furnished by the Company to the Purchaser  upon  request,  as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each  Mortgage  Loan as of any date of  determination,  (i) the  principal  balance of such
Mortgage  Loan at the Cut-off Date after giving  effect to payments of principal  due on or before such date,  whether or not received, minus (ii) all amounts  previously  distributed to the Purchaser with respect to the Mortgage Loan representing  payments or recoveries of principal or advances in lieu thereof.

         Subservicer:   Any  subservicer  which  is  subservicing  the  Mortgage  Loans  pursuant  to  a  Subservicing  Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing Agreement:  An agreement between the Company and a Subservicer, if any, for the servicing of the Mortgage Loans.

                  Term Sheet: A supplemental  agreement in the form attached  hereto as Exhibit I which shall be executed and delivered by the Company and the Purchaser to provide for the sale and servicing  pursuant to the terms of this  Agreement of the Mortgage  Loans listed on Schedule I attached thereto,  which supplemental  agreement shall contain certain specific  information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                                              ARTICLE II

                                       PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                                            RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                                BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                                  DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         The Company  agrees to sell and the  Purchaser  agrees to purchase the Mortgage  Loans  having an aggregate  Stated  Principal
Balance on the related  Cut-off  Date set forth in the  related  Term Sheet in an amount as set forth in the  Confirmation,  or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate  Stated Principal  Balance of the Mortgage
Loans  accepted by the Purchaser on the related  Closing Date,  with servicing  retained by the Company.  The Company shall deliver the related  Mortgage Loan Schedule  attached to the related Term Sheet for the Mortgage Loans to be purchased on the related  Closing Date to the Purchaser at least two (2) Business Days prior to the related  Closing Date.  The Mortgage  Loans shall be sold pursuant to this
Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

         Section 2.02      Purchase Price.

         The  Purchase  Price  for each  Mortgage  Loan  shall be the  percentage  of par as  stated in the  Confirmation  (subject  to adjustment as provided  therein),  multiplied by the Stated  Principal  Balance,  as of the related  Cut-off Date, of the Mortgage Loan listed on the related Mortgage Loan Schedule attached to the related Term Sheet,  after application of scheduled  payments of principal due on or before the related Cut-off Date whether or not collected.

         In addition to the Purchase Price as described  above,  the Purchaser shall pay to the Company,  at closing,  accrued interest on the Stated  Principal  Balance of each Mortgage Loan as of the related  Cut-off Date at the Mortgage  Loan  Remittance  Rate of each
Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued  interest as set forth in the preceding  paragraph  shall be paid on the related  Closing Date by wire transfer of immediately available funds.

          Purchaser shall be entitled to (1) all scheduled  principal due after the related  Cut-off Date, (2) all other  recoveries of principal  collected on or after the related  Cut-off Date  (provided,  however,  that all  scheduled  payments of principal  due on or before the related  Cut-off Date and collected by the Company or any successor  servicer after the related Cut-off Date shall belong to the Company),  and (3) all payments of interest on the Mortgage Loans net of applicable  Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date).  The outstanding  principal  balance of each Mortgage Loan as of the related  Cut-off Date is determined  after  application  of payments of principal  due on or before the related  Cut-off Date whether or not collected,  together with any unscheduled  principal  prepayments collected prior to the related Cut-off Date; provided, however,  that  payments of  scheduled  principal  and  interest  prepaid for a Due Date beyond the related  Cut-off  Date shall not be applied to the principal  balance as of the related  Cut-off Date.  Such prepaid  amounts shall be the property of the  Purchaser.  The
Company  shall  deposit any such prepaid  amounts into the  Custodial  Account,  which  account is  established  for the benefit of the
Purchaser for subsequent remittance by the Company to the Purchaser.

         Section 2.03      Servicing of Mortgage Loans.

         Simultaneously  with the  execution  and delivery of each Term Sheet,  the Company  does hereby agree to directly  service the
Mortgage Loans listed on the related  Mortgage Loan Schedule  attached to the related Term Sheet subject to the terms of this Agreement and the related Term Sheet.  The rights of the  Purchaser to receive  payments with respect to the related  Mortgage  Loans shall be as set forth in this Agreement.

         Section 2.04      Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

         As of the related  Closing Date, the Company sold,  transferred,  assigned,  set over and conveyed to the  Purchaser,  without recourse,  on a servicing retained basis, and the Company hereby  acknowledges that the Purchaser has, but subject to the terms of this
Agreement  and the related Term Sheet,  all the right,  title and interest of the Company in and to the  Mortgage  Loans.  Company will deliver the Mortgage  Files to the  Custodian  designated by  Purchaser,  on or before the related  Closing Date, at the expense of the
Company.  The Company shall maintain a Servicing  File  consisting of a copy of the contents of each Mortgage File and the originals of the  documents in each  Mortgage  File not delivered to the  Purchaser.  The  Servicing  File shall contain all documents  necessary to service the  Mortgage  Loans.  The  possession  of each  Servicing  File by the Company is at the will of the  Purchaser,  for the sole purpose of servicing the related  Mortgage  Loan,  and such  retention and  possession by the Company is in a custodial  capacity only.
From the related  Closing Date,  the ownership of each Mortgage Loan,  including the Mortgage  Note, the Mortgage,  the contents of the related  Mortgage File and all rights,  benefits,  proceeds and  obligations  arising  therefrom or in connection  therewith,  has been vested in the  Purchaser.  All rights  arising out of the Mortgage  Loans  including,  but not limited to, all funds  received on or in connection  with the Mortgage  Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession  of the Company  shall be received  and held by the  Company in trust for the benefit of the  Purchaser  as the owner of the
Mortgage  Loans.  Any portion of the  Mortgage  Files  retained by the  Company  shall be  appropriately  identified  in the  Company's computer  system to clearly  reflect the  ownership of the Mortgage  Loans by the  Purchaser.  The Company shall release its custody of the  contents of the  Mortgage  Files only in  accordance  with  written  instructions  of the  Purchaser,  except when such release is required as incidental to the Company's  servicing of the Mortgage Loans or is in connection  with a repurchase of any Mortgage Loan or
Loans with respect thereto pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

         Section 2.05       Books and Records.

         The sale of each Mortgage Loan shall be reflected on the Company's  balance sheet and other financial  statements as a sale of assets by the Company.  The Company shall be responsible for maintaining,  and shall maintain,  a complete set of books and records for the Mortgage Loans that shall be  appropriately  identified in the Company's  computer  system to clearly  reflect the ownership of the
Mortgage  Loan by the  Purchaser.  In  particular,  the Company  shall  maintain in its  possession,  available  for  inspection by the
Purchaser,  or its designee and shall deliver to the Purchaser upon demand,  evidence of compliance  with all federal,  state and local laws, rules and regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to documentation as to the method used in determining the  applicability  of the provisions of the Flood Disaster  Protection Act of 1973, as amended,  to the
Mortgaged  Property,  documentation  evidencing  insurance coverage of any condominium  project as required by Fannie Mae or FHLMC, and periodic  inspection  reports as required by Section  4.13.  To the extent that  original  documents  are not  required for purposes of realization  of  Liquidation  Proceeds or Insurance  Proceeds,  documents  maintained by the Company may be in the form of microfilm or microfiche.

         The Company shall  maintain with respect to each  Mortgage  Loan and shall make  available for  inspection by any Purchaser or its  designee  the related  Servicing  File during the time the  Purchaser  retains  ownership  of a Mortgage  Loan and  thereafter  in accordance with applicable laws and regulations.

         In  addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or  examiners  that  regulate  Purchaser, including but not limited to, the OTS, the FDIC and other similar  entities,  access,  during normal  business  hours,  upon reasonable advance notice to Company and without charge to Company or such supervisory  agents or examiners,  to any  documentation  regarding the
Mortgage Loans that may be required by any applicable regulator.

         Section 2.06.     Transfer of Mortgage Loans.

         The Company shall keep at its servicing  office books and records in which,  subject to such reasonable  regulations as it may prescribe,  the Company shall note transfers of Mortgage  Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance  with the terms  hereof.  For the purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with respect to this  Agreement or any Mortgage Loan unless a notice of the transfer of such  Mortgage  Loan has been  delivered to the Company in  accordance  with this  Section  2.06 and the books and  records of the Company  show such person as the owner of the
Mortgage  Loan.  The  Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer  one or more of the Mortgage  Loans, provided,  however,  that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this  Agreement  and an original  counterpart  of the  instrument  of transfer in an
Assignment and Assumption of this Agreement  substantially  in the form of Exhibit D hereto executed by the transferee  shall have been delivered to the Company.  The  Purchaser  also shall advise the Company of the transfer.  Upon receipt of notice of the transfer,  the
Company shall mark its books and records to reflect the ownership of the Mortgage  Loans of such assignee,  and the previous  Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.07      Delivery of Mortgage Loan Documents.

                  The Company  shall  deliver and release to the  Purchaser or its designee the Mortgage  Loan  Documents in accordance with the terms of this  Agreement  and the related Term Sheet.  The  documents  enumerated  as items (1), (2), (3), (4), (5), (6), (7),
(8),  (9) and (16)  (including  those  listed in (B)  relating to Co-op Loans) in Exhibit A hereto shall be delivered by the Company to the  Purchaser or its  designee no later than three (3) Business  Days prior to the related  Closing Date  pursuant to a bailee  letter agreement.  All other documents in Exhibit A hereto,  together with all other  documents  executed in connection with the Mortgage Loan that Company may have in its  possession,  shall be retained by the Company in trust for the  Purchaser.  If the Company cannot deliver the original  recorded  Mortgage Loan Documents or the original policy of title insurance,  including riders and endorsements  thereto, on the related  Closing  Date,  the  Company  shall,  promptly  upon  receipt  thereof and in any case not later than 180 days from the related  Closing  Date,  deliver such original  documents,  including  original  recorded  documents,  to the Purchaser or its designee
(unless the Company is delayed in making such  delivery by reason of the fact that such  documents  shall not have been returned by the appropriate  recording office).  If delivery is not completed within 270 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate  recording  office,  the Company shall continue to use its best efforts to effect  delivery as soon as possible  thereafter,  provided  that if such  documents are not delivered by the 360th day from the date of the related  Closing  Date,  the Company  shall  repurchase  the related  Mortgage  Loans at the  Repurchase  Price in accordance with Section 3.03 hereof.

         The Company shall pay all initial  recording  fees, if any, for the  assignments  of mortgage and any other fees in connection with the  transfer of all original  documents to the  Purchaser or its  designee.  Company  shall  prepare,  in  recordable  form,  all assignments  of mortgage  necessary to assign the Mortgage  Loans to Purchaser,  or its  designee.  Company  shall be  responsible  for recording the assignments of mortgage.

         Any  review  by the  Purchaser,  or its  designee,  of the  Mortgage  Files  shall in no way  alter or  reduce  the  Company's obligations hereunder.

         If the Purchaser or its designee  discovers any defect with respect to a Mortgage  File, the Purchaser  shall,  or shall cause its  designee  to,  give  written  specification  of such  defect  to the  Company  which may be given in the  exception  report or the certification  delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage
Loan in accordance with Section 3.03.

         The Company shall forward to the  Purchaser,  or its designee,  original  documents  evidencing an  assumption,  modification, consolidation  or  extension  of any  Mortgage  Loan  entered  into in  accordance  with  Section 4.01 or 6.01 within one week of their execution;  provided,  however, that the Company shall provide the Purchaser,  or its designee,  with a certified true copy of any such document  submitted for  recordation  within one week of its  execution,  and shall provide the original of any document  submitted for recordation  or a copy of such document  certified by the  appropriate  public  recording  office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

         From time to time the Company may have a need for Mortgage  Loan  Documents to be released  from  Purchaser,  or its designee.
Purchaser shall, or shall cause its designee,  upon the written request of the Company,  within ten (10) Business Days,  deliver to the
Company, any requested  documentation  previously delivered to Purchaser as part of the Mortgage File, provided that such documentation is promptly returned to Purchaser,  or its designee,  when the Company no longer requires possession of the document, and provided that during  the time that any such  documentation  is held by the  Company,  such  possession  is in trust for the  benefit  of  Purchaser.
Company  shall  indemnify  Purchaser,  and its  designee,  from and against  any and all losses,  claims,  damages,  penalties,  fines, forfeitures,  costs and expenses (including court costs and reasonable  attorney's fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

         In addition,  in connection  with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause,  at its own expense,  the MERS® System to indicate that such Mortgage  Loans have been assigned by the Company to the Purchaser in accordance  with this Agreement by including (or deleting,  in the case of Mortgage Loans which are  repurchased in accordance  with this  Agreement) in such  computer  files the  information  required by the MERS® System to identify  the  Purchaser of such  Mortgage  Loans.  The Company further  agrees that it will not alter the  information  referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         Section 2.08      Quality Control Procedures.

         The Company must have an internal  quality  control program that verifies,  on a regular basis,  the existence and accuracy of the legal documents,  credit documents,  property  appraisals,  and underwriting  decisions.  The program must be capable of evaluating and monitoring the overall  quality of its loan production and servicing  activities.  The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting  principles;  guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

         Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults

           In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing
Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment in full.  Such remittance shall be made by the Company to Purchaser no later than the third Business Day following receipt of such Principal Prepayment by the Company.

           In the event the first  scheduled  Monthly  Payment which is due under any Mortgage  Loan after the related  Cut-off Date is not made  during the month in which  such  Monthly  Payment is due,  then not later  than five (5)  Business  Days after  notice to the
Company by Purchaser (and at Purchaser’s sole option),  the Company,  shall  repurchase such Mortgage Loan from the Purchaser  pursuant to the repurchase provisions contained in this Subsection 3.03.

         Section 2.10      Modification  of  Obligations.  Purchaser may,  without any notice to Company,  extend,  compromise,  renew, release,  change, modify, adjust or alter, by operation of law or otherwise,  any of the obligations of the Mortgagors or other persons obligated  under a Mortgage Loan without  releasing or otherwise  affecting the  obligations of Company under this  Agreement,  or with respect to such Mortgage Loan, except to the extent Purchaser’s extension,  compromise,  release, change, modification,  adjustment, or alteration  affects  Company’s  ability to collect the Mortgage Loan or realize on the security of the  Mortgage,  but then only to the extent such action has such effect.

                                                              ARTICLE III

                                                   REPRESENTATIONS AND WARRANTIES OF
                                           THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         The Company  represents,  warrants and  covenants to the  Purchaser  that,  as of the related  Closing Date or as of such date specifically provided herein:

         (a)      The Company is a corporation,  duly organized,  validly  existing and in good standing under the laws of the State of
Delaware and has all licenses  necessary to carry out its business as now being  conducted,  and is licensed and  qualified to transact business in and is in good  standing  under the laws of each state in which any  Mortgaged  Property is located or is otherwise  exempt under  applicable law from such licensing or  qualification  or is otherwise not required under applicable law to effect such licensing or  qualification  and no demand for such  licensing or  qualification  has been made upon such  Company by any such state,  and in any event such  Company is in  compliance  with the laws of any such state to the extent  necessary  to ensure the  enforceability  of each
Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Company has the full power and  authority  and legal right to hold,  transfer and convey each  Mortgage  Loan, to sell each  Mortgage  Loan and to execute,  deliver and perform,  and to enter into and  consummate  all  transactions  contemplated  by this
Agreement and the related Term Sheet and to conduct its business as presently  conducted,  has duly authorized the execution,  delivery and performance of this Agreement and the related Term Sheet and any agreements  contemplated  hereby,  has duly executed and delivered this Agreement and the related Term Sheet, and any agreements  contemplated  hereby,  and this Agreement and the related Term Sheet and each  Assignment to the Purchaser and any agreements  contemplated  hereby,  constitutes a legal,  valid and binding  obligation of the
Company,  enforceable  against it in accordance  with its terms,  and all requisite  corporate  action has been taken by the Company to make this  Agreement  and the  related  Term  Sheet and all  agreements  contemplated  hereby  valid and  binding  upon the  Company in accordance with their terms;

         (c) Neither the execution and delivery of this  Agreement and the related Term Sheet,  nor the  origination or purchase of the
Mortgage Loans by the Company,  the sale of the Mortgage Loans to the Purchaser,  the  consummation  of the  transactions  contemplated hereby,  or the  fulfillment of or compliance  with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms,  conditions  or  provisions  of the  Company's  charter or by-laws or  materially  conflict  with or result in a material  breach of any of the terms,  conditions or provisions  of any legal  restriction  or any agreement or instrument to which the
Company is now a party or by which it is bound,  or constitute a default or result in an  acceleration  under any of the foregoing,  or result in the material  violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

         (d) There is no litigation,  suit,  proceeding or investigation  pending or, to the best of Company’s  knowledge,  threatened, or any order or decree outstanding,  with respect to the Company which,  either in any one instance or in the aggregate,  is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution,  delivery,  performance or enforceability of this Agreement and the related Term Sheet, or which is reasonably  likely to have a material adverse effect on the financial  condition of the Company.

         (e) No consent,  approval,  authorization or order of any court or governmental  agency or body is required for the execution, delivery and  performance by the Company of or compliance by the Company with this Agreement or the related Term Sheet,  or the sale of the Mortgage Loans and delivery of the Mortgage Files to the Purchaser or the  consummation  of the  transactions  contemplated by this
Agreement or the related Term Sheet, except for consents, approvals, authorizations and orders which have been obtained;

         (f) The  consummation of the  transactions  contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company and Company,  and the transfer,  assignment  and  conveyance of the Mortgage  Notes and the Mortgages by the
Company  pursuant to this Agreement or the related Term Sheet are not subject to bulk transfer or any similar  statutory  provisions in effect in any applicable jurisdiction;

         (g) The  origination  and servicing  practices  used by the Company and any prior  originator or servicer with respect to each
Mortgage Note and Mortgage have been legal and in accordance  with  applicable  laws and  regulations  and the Mortgage Loan Documents, and in all material  respects  proper and prudent in the mortgage  origination  and  servicing  business.  Each  Mortgage Loan has been serviced in all material  respects with Accepted  Servicing  Practices.  With respect to escrow deposits and payments that the Company, on behalf of an investor,  is entitled to collect,  all such payments are in the  possession  of, or under the control of, the Company, and there exist no deficiencies  in connection  therewith for which customary  arrangements  for repayment  thereof have not been made.
All escrow payments have been collected in full  compliance with state and federal law and the provisions of the related  Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not  prohibited by applicable  law and has been  established  in an amount  sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been  capitalized  under any Mortgage or the related Mortgage Note;

         (h) The Company used no selection  procedures  that  identified  the Mortgage  Loans as being less  desirable or valuable than other comparable mortgage loans in the Company's portfolio at the related Cut-off Date;

         (i)      The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser  as a sale for  reporting  and  accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (j)      Company is an  approved  seller/servicer  of  residential  mortgage  loans for Fannie Mae,  FHLMC and HUD,  with such facilities,  procedures  and  personnel  necessary  for the sound  servicing of such  mortgage  loans.  The Company is duly  qualified, licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws, and  regulations,  if applicable, meets the minimum  capital  requirements  set forth by the OCC, and is in good standing to sell mortgage loans to and service  mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make Company  unable to comply with  eligibility  requirements  or which would require notification to either Fannie Mae or FHLMC;

         (k)      The Company does not believe, nor does it have any cause or reason to believe,  that it cannot perform each and every covenant  contained in this  Agreement or the related  Term Sheet.  The Company is solvent and the sale of the Mortgage  Loans will not cause the Company to become  insolvent.  The sale of the Mortgage Loans is not undertaken  with the intent to hinder,  delay or defraud any of the Company's creditors;

         (l)      No statement,  tape, diskette,  form, report or other document prepared by, or on behalf of, Company pursuant to this
Agreement  or the  related  Term Sheet or in  connection  with the  transactions  contemplated  hereby,  contains  or will  contain any statement that is or will be inaccurate or misleading in any material respect;

         (m)      The Company  acknowledges  and agrees that the Servicing Fee represents  reasonable  compensation for performing such services and that the entire  Servicing Fee shall be treated by the Company,  for accounting and tax purposes,  as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.  In the opinion of Company,  the consideration  received by Company  upon the sale of the  Mortgage  Loans to  Purchaser  under this  Agreement  and the  related  Term Sheet  constitutes  fair consideration for the Mortgage Loans under current market conditions.

         (n)      Company has delivered to the Purchaser  financial  statements of its parent,  for its last two complete fiscal years.
All such financial  information  fairly presents the pertinent  results of operations and financial  position for the period identified and has been prepared in accordance with GAAP consistently  applied  throughout the periods involved,  except as set forth in the notes thereto.  There has been no change in the  business,  operations,  financial  condition,  properties or assets of the Company since the date of the Company’s  financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         (o)      The Company  has not dealt with any  broker,  investment  banker,  agent or other  person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

         (p)      At the time any Mortgage Loan is  registered  by the Company with MERS,  the Company will be a member of MERS in good standing,  and will comply in all material  respects with the rules and procedures of MERS in connection with the servicing of the MERS
Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

         Section 3.02      Representations and Warranties as to Individual Mortgage Loans.

         References in this Section to  percentages  of Mortgage  Loans refer in each case to the  percentage  of the aggregate  Stated
Principal  Balance of the Mortgage Loans as of the related Cut-off Date,  based on the  outstanding  Stated  Principal  Balances of the
Mortgage Loans as of the related Cut-off Date, and giving effect to scheduled  Monthly  Payments due on or prior to the related Cut-off
Date,  whether or not received.  References to percentages of Mortgaged  Properties refer, in each case, to the percentages of expected aggregate Stated  Principal  Balances of the related Mortgage Loans  (determined as described in the preceding  sentence).  The Company hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

          (a) The  information  set forth in the  Mortgage  Loan  Schedule  attached to the related  Term Sheet is true,  complete  and correct in all material respects as of the related Cut-Off Date;

         (b)      The Mortgage  creates a valid,  subsisting and enforceable  first lien or a first priority  ownership  interest in an estate in fee simple in real property  securing the related Mortgage Note subject to principles of equity,  bankruptcy,  insolvency and other laws of general application affecting the rights of creditors;

         (c) All  payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the  related  Closing
Date; the Mortgage Loan has not been dishonored;  there are no material  defaults under the terms of the Mortgage Loan; the Company has not advanced its own funds, or induced,  solicited or knowingly  received any advance of funds from a party other than the owner of the
Mortgaged  Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount required by the Mortgage Loan. As of the related  Closing Date,  all of the Mortgage  Loans will have an actual  interest paid to date of their related  Cut-off  Date(or later) and will be due for the scheduled  monthly  payment next  succeeding  the Cut-off Date (or later),  as evidenced by a posting to
Company's  servicing  collection  system.  No payment under any Mortgage Loan is delinquent as of the related  Closing Date nor has any scheduled  payment  been  delinquent  at any time during the twelve (12) months  prior to the month of the related  Closing  Date.  For purposes of this  paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

         (d) There are no defaults by Company in complying  with the terms of the Mortgage,  and all taxes,  governmental  assessments, insurance premiums,  water, sewer and municipal charges,  leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been  established in an amount  sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

         (e) The terms of the  Mortgage  Note and the  Mortgage  have not been  impaired,  waived,  altered or modified in any respect, except by written  instruments  which have been  recorded  to the extent any such  recordation  is required by law,  or,  necessary  to protect the interest of the  Purchaser.  No instrument of waiver,  alteration or  modification  has been executed  except in connection with a  modification  agreement and which  modification  agreement is part of the Mortgage File and the terms of which are reflected in the related  Mortgage  Loan  Schedule,  and no Mortgagor  has been  released,  in whole or in part,  from the terms  thereof  except in connection  with an  assumption  agreement  and which  assumption  agreement  is part of the  Mortgage  File and the terms of which are reflected in the related  Mortgage Loan Schedule;  the substance of any such waiver,  alteration or  modification  has been approved by the issuer of any  related  Primary  Mortgage  Insurance  Policy and title  insurance  policy,  to the extent  required  by the related policies;

         (f) The  Mortgage  Note and the  Mortgage  are not  subject to any right of  rescission,  set-off,  counterclaim  or  defense, including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim  or defense,  including the defense of usury,  and no such right of  rescission,  set-off, counterclaim  or defense has been asserted with respect  thereto;  and as of the related Closing Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (g) All  buildings  or  other  customarily  insured  improvements  upon the  Mortgaged  Property  are  insured  by an  insurer acceptable  under the Fannie Mae or FHLMC  Guides,  against loss by fire,  hazards of extended  coverage and such other  hazards as are provided for in the Fannie Mae or FHLMC Guide,  as well as all  additional  requirements  set forth in Section 4.10 of this  Agreement.
All such  standard  hazard  policies are in full force and effect and contain a standard  mortgagee  clause  naming the Company and its successors  in interest and assigns as loss payee and such clause is still in effect and all  premiums  due thereon have been paid.  If required by the Flood Disaster  Protection Act of 1973, as amended,  the Mortgage Loan is covered by a flood  insurance  policy meeting the  requirements  of the current  guidelines  of the Federal  Insurance  Administration  which policy  conforms to Fannie Mae or FHLMC requirements,  as well as all  additional  requirements  set forth in  Section  4.10 of this  Agreement.  Such  policy was issued by an insurer  acceptable  under Fannie Mae or FHLMC  guidelines.  The  Mortgage  obligates  the  Mortgagor  thereunder  to maintain all such insurance at the  Mortgagor's  cost and expense,  and on the  Mortgagor's  failure to do so,  authorizes  the holder of the Mortgage to maintain  such  insurance at the  Mortgagor's  cost and expense and to seek  reimbursement  therefor  from the  Mortgagor.  Neither the
Company  (nor any prior  originator  or servicer of any of the  Mortgage  Loans) nor any  Mortgagor  has engaged in any act or omission which has  impaired or would  impair the  coverage of any such policy,  the  benefits of the  endorsement  provided for herein,  or the validity and binding effect of either;

         (h) Each  Mortgage  Loan  complies  with,  and the  Company has  complied  with,  applicable  local,  state and federal  laws, regulations and other requirements including, without limitation,  usury, equal credit opportunity,  real estate settlement procedures, the Federal  Truth-In-Lending  Act,  disclosure  laws and all applicable  predatory and abusive  lending laws and  consummation  of the transactions  contemplated hereby,  including without limitation,  the receipt of interest by the owner of such Mortgage Loan, will not involve the  violation of any such laws,  rules or  regulations.  None of the Mortgage  Loans are (a) Mortgage  Loans subject to 12 CFR
Part 226.31,  12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation  implementing  TILA, which implements the Home Ownership and
Equity Protection Act of 1994, as amended,  or (b) except as may be provided in subparagraph (c) below,  classified and/or defined,  as a “high  cost”,  “threshold”,  “predatory”  “high risk home loan” or “covered”  loan (or a similarly  classified  loan using  different terminology  under a law imposing  additional legal liability for mortgage loans having high interest rates,  points and or/fees) under any other  state,  federal or local law  including,  but not limited to, the States of Georgia,  New York,  North  Carolina,  Arkansas,
Kentucky or New Mexico,  or (c) Mortgage Loans subject to the New Jersey Home Ownership  Security Act of 2002 (the “Act”),  unless such
Mortgage  Loan is a (1) “Home Loan” as defined in the Act that is a first lien Mortgage  Loan,  which is not a “High Cost Home Loan” as defined in the Act or (2) “Covered Home Loan” as defined in the Act that is a first lien purchase money  Mortgage Loan,  which is not a
High Cost Home Loan under the Act. In addition to and  notwithstanding  anything to the  contrary  herein,  no Mortgage  Loan for which the Mortgaged Property is located in New Jersey is a Home Loan as defined in the Act that was made,  arranged,  or assigned by a person selling either a manufactured  home or home  improvements to the Mortgaged  Property or was made by an originator to whom the Mortgagor was referred by any such seller.  Each Mortgage Loan is being (and has been) serviced in accordance with Accepted  Servicing  Practices and applicable state and federal laws, including,  without limitation,  the Federal  Truth-In-Lending Act and other consumer protection laws,  real estate  settlement  procedures,  usury,  equal credit  opportunity  and  disclosure  laws.  Company  shall  maintain in its possession,  available for the Purchaser’s inspection, as appropriate,  and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

         (i) The Mortgage has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or  rescinded,  and the Mortgaged
Property has not been  released  from the lien of the  Mortgage,  in whole or in part nor has any  instrument  been executed that would effect any such release,  cancellation,  subordination  or rescission.  The Company has not waived the  performance by the Mortgagor of any action,  if the  Mortgagor’s  failure to perform such action would cause the  Mortgage  Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j)      The Mortgage is a valid,  subsisting,  enforceable and perfected first lien on the Mortgaged Property,  including all buildings on the Mortgaged Property and all installations and mechanical,  electrical,  plumbing,  heating and air conditioning systems affixed to such buildings,  and all additions,  alterations and  replacements  made at any time with respect to the foregoing  securing the Mortgage  Note's  original  principal  balance  subject to principles of equity,  bankruptcy,  insolvency and other laws of general application  affecting  the rights of  creditors.  The  Mortgage  and the  Mortgage  Note do not contain any  evidence of any  security interest  or other  interest  or right  thereto.  Such lien is free and clear of all  adverse  claims,  liens and  encumbrances  having priority  over the  first  lien of the  Mortgage  subject  only to (1) the lien of  non-delinquent  current  real  property  taxes  and assessments not yet due and payable,  (2) covenants,  conditions and  restrictions,  rights of way,  easements and other matters of the public record as of the date of recording  which are  acceptable to mortgage  lending  institutions  generally and either (A) which are referred to in the lender’s title insurance  policy  delivered to the originator or otherwise  considered in the appraisal made for the originator  of the  Mortgage  Loan,  or (B) which do not  adversely  affect the  residential  use or Appraised  Value of the  Mortgaged
Property  as set  forth  in such  appraisal,  and (3)  other  matters  to which  like  properties  are  commonly  subject  which do not individually  or in the aggregate  materially  interfere  with the benefits of the security  intended to be provided by the Mortgage or the use, enjoyment,  value or marketability of the related Mortgaged Property.  Any security agreement,  chattel mortgage or equivalent document  related to and delivered in connection with the Mortgage Loan  establishes and creates a valid,  subsisting,  enforceable and perfected first lien and first priority  security  interest on the property  described  therein,  and the Company has the full right to sell and assign the same to the Purchaser;

         (k) The Mortgage Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker  thereof,  enforceable  in all  respects  in  accordance  with its terms  subject to  principles  of  equity,  bankruptcy, insolvency and other laws of general application  affecting the rights of creditors,  and the Company has taken all action necessary to transfer such rights of  enforceability  to the Purchaser.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the  Mortgage.  The Mortgage Loan  Documents are on forms acceptable  to Fannie Mae and FHLMC.  The Mortgage  Note and the  Mortgage  have been duly and properly  executed by such  parties.  No fraud,  error,  omission,  misrepresentation,  negligence or similar  occurrence with respect to a Mortgage Loan has taken place on the part of Company or the  Mortgagor,  or on the part of any other party  involved in the  origination  or servicing of the Mortgage Loan.
The proceeds of the Mortgage Loan have been fully  disbursed and there is no requirement for future  advances  thereunder,  and any and all  requirements as to completion of any on-site or off-site  improvements  and as to  disbursements of any escrow funds therefor have been  complied  with.  All costs,  fees and expenses  incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l) The Company is the sole owner and holder of the Mortgage Loan and the  indebtedness  evidenced by the Mortgage Note.  Upon the sale of the Mortgage  Loan to the  Purchaser,  the Company will retain the Mortgage  File or any part thereof with respect  thereto not delivered to the Purchaser or the  Purchaser’s  designee in trust only for the purpose of servicing and  supervising  the servicing of the Mortgage Loan.  Immediately  prior to the transfer and assignment to the  Purchaser,  the Mortgage Loan,  including the Mortgage
Note and the Mortgage, were not subject to an assignment,  sale or pledge to any person other than Purchaser,  and the Company had good and  marketable  title to and was the sole owner  thereof and had full right to transfer  and sell the Mortgage  Loan to the  Purchaser free and clear of any  encumbrance,  equity,  lien,  pledge,  charge,  claim or security  interest and has the full right and authority subject to no interest or  participation  of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this
Agreement and following the sale of the Mortgage  Loan,  the Purchaser  will own such Mortgage Loan free and clear of any  encumbrance, equity,  participation  interest,  lien, pledge,  charge,  claim or security interest.  The Company intends to relinquish all rights to possess,  control  and  monitor  the  Mortgage  Loan,  except for the  purposes of  servicing  the  Mortgage  Loan as set forth in this
Agreement.  After  the  related  Closing  Date,  the  Company  will not have any  right to modify or alter the terms of the sale of the
Mortgage  Loan and the Company will not have any  obligation or right to repurchase  the Mortgage Loan or substitute  another  Mortgage
Loan, except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

         (m) Each Mortgage Loan is covered by an ALTA lender's title  insurance  policy or other  generally  acceptable  form of policy or insurance  acceptable to Fannie Mae or FHLMC  (including  adjustable  rate  endorsements),  issued by a title insurer  acceptable to
Fannie Mae or FHLMC and qualified to do business in the  jurisdiction  where the Mortgaged  Property is located,  insuring  (subject to the exceptions  contained in (j)(1), (2) and (3) above) the Company,  its successors and assigns,  as to the first priority lien of the
Mortgage in the original  principal  amount of the Mortgage Loan and against any loss by reason of the  invalidity or  unenforceability of the lien  resulting  from the  provisions  of the  Mortgage  providing  for  adjustment  in the Mortgage  Interest  Rate and Monthly
Payment.  Where  required  by state law or  regulation,  the  Mortgagor  has been given the  opportunity  to choose the  carrier of the required  mortgage title  insurance.  The Company,  its successors  and assigns,  is the sole insured of such lender's title  insurance policy,  such title  insurance  policy has been duly and validly  endorsed to the  Purchaser or the  assignment to the Purchaser of the
Company's  interest  therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full  force and  effect  and will be in full  force and  effect  upon the  consummation  of the  transactions  contemplated  by this
Agreement.  No claims  have been made under such  lender's  title  insurance  policy,  and no prior  holder or  servicer of the related
Mortgage,  including the Company,  nor any  Mortgagor,  has done, by act or omission,  anything which would impair the coverage of such lender's title insurance policy;

         (n) There is no default,  breach,  violation or event of  acceleration  existing  under the  Mortgage or the related  Mortgage
Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period,  would  constitute a default, breach,  violation or event permitting acceleration;  and neither the Company, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         (o) There are no mechanics'  or similar  liens or claims which have been filed for work,  labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related  Mortgaged  Property which are or may be liens prior to or equal to the lien of the related Mortgage;

         (p) All  improvements  subject to the Mortgage  which were  considered in  determining  the  appraised  value of the Mortgaged
Property lie wholly within the  boundaries  and building  restriction  lines of the  Mortgaged  Property (and wholly within the project with respect to a condominium  unit) and no  improvements  on adjoining  properties  encroach upon the Mortgaged  Property except those which are insured  against by the title insurance  policy  referred to in clause (m) above and all  improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) Each  Mortgage Loan was  originated  by or for the Company  pursuant to, and conforms  with,  the  Company’s  underwriting guidelines  attached as Exhibit H hereto.  The Mortgage Loan bears interest at an adjustable  rate (if  applicable) as set forth in the related  Mortgage Loan Schedule,  and Monthly  Payments under the Mortgage Note are due and payable on the first day of each month. The
Mortgage  contains the usual and enforceable  provisions of the Company at the time of origination for the  acceleration of the payment of the unpaid  principal  amount of the  Mortgage  Loan if the  related  Mortgaged  Property is sold  without the prior  consent of the mortgagee thereunder;

         (r) The Mortgaged  Property is not subject to any material  damage.  At  origination of the Mortgage Loan there was not, since origination  of the  Mortgage  Loan  there  has not  been,  and there  currently  is no  proceeding  pending  for the total or  partial condemnation  of the  Mortgaged  Property.  The Company has not  received  notification  that any such  proceedings  are  scheduled  to commence at a future date;

         (s) The related  Mortgage  contains  customary  and  enforceable  provisions  such as to render the rights and remedies of the holder  thereof  adequate  for the  realization  against the  Mortgaged  Property of the  benefits of the  security  provided  thereby, including,  (1) in the  case  of a  Mortgage  designated  as a deed  of  trust,  by  trustee's  sale,  and (2)  otherwise  by  judicial foreclosure.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the
Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage  constitutes a deed of trust, a trustee,  authorized  and duly qualified if required under  applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage,  and no fees or expenses,  except as may be  required  by local  law,  are or will  become  payable  by the  Purchaser  to the  trustee  under the deed of trust,  except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage  File  contains an  appraisal of the related  Mortgaged  Property  signed prior to the final  approval of the mortgage loan application by a Qualified  Appraiser who had no interest,  direct or indirect,  in the Mortgaged Property or in any loan made on the security  thereof,  and whose  compensation  is not affected by the approval or  disapproval  of the Mortgage Loan, and the appraisal  and  appraiser  both  satisfy  the  requirements  of Fannie Mae or FHLMC and Title XI of the  Federal  Institutions  Reform,
Recovery, and Enforcement Act of 1989 and the regulations  promulgated  thereunder,  all as in effect on the date the Mortgage Loan was originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

         (v) All parties which have had any interest in the Mortgage,  whether as mortgagee,  assignee,  pledgee or otherwise, are (or, during the period in which they held and disposed of such  interest,  were) (A) in  compliance  with any and all  applicable  licensing requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state,  or (3) federal  savings and loan  associations or national banks or a Federal Home Loan
Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

         (w) The  related  Mortgage  Note is not and has not been  secured  by any  collateral  except  the  lien of the  corresponding
Mortgage and the security  interest of any applicable  security  agreement or chattel  mortgage  referred to above and such  collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received and has executed,  where applicable,  all disclosure  materials required by applicable law with respect to the making of such mortgage loans;

         (y) The Mortgage Loan does not contain  "graduated  payment"  features.  Unless  otherwise  indicated on the related  Mortgage
Loan  Schedule,  no Mortgage Loan is subject to a buydown  agreement or contains any buydown  provision.  With respect to any temporary
Buydown  Mortgage  Loan, the maximum CLTV is  ninety-five  percent (95%);  the maximum rate discount is three percent (3%), the maximum
Buydown  Period is three (3) years;  the maximum  increase is one percent (1%) per year;  with respect to LTV that is 80.01% and above, the  debt-to-income  ratio and payment shock are calculated at the second year Mortgage  Interest Rate;  with respect to LTV 80.00% and below,  debt-to-income  ratio and payment shock are calculated at the first year Mortgage  Interest Rate. With respect to each Mortgage
Loan that is a Buydown  Mortgage  Loan,  (i) on or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company,  the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown
Agreement  provides that the seller of the Mortgaged  Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate  undiscounted  amount of payments  that,  when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance  with the terms of the Buydown  Agreement,  is equal to the full  scheduled  Monthly
Payment due on such Mortgage  Loan.  The temporary  Buydown Funds enable the Mortgagor to qualify for the Buydown  Mortgage  Loan.  The effective  interest  rate of a  Buydown  Mortgage  Loan if less than the  interest  rate set forth in the  related  Mortgage  Note will increase  within the Buydown Period as provided in the related Buydown  Agreement so that the effective  interest rate will be equal to the interest rate as set forth in the related  Mortgage  Note.  The Buydown  Mortgage Loan  satisfies  the  requirements  of Fannie Mae guidelines;  (ii) The Mortgage  and Mortgage  Note reflect the  permanent  payment  terms rather than the payment  terms of the Buydown
Agreement.  The Buydown  Agreement  provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are  available.  The Buydown Funds were not used to reduce the original  principal  balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage  Property when  calculating the  Loan-to-Value  Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Seller and if required under Fannie Mae and FHLMC  guidelines,  the terms of the Buydown
Agreement  were  disclosed to the  appraiser of the  Mortgaged  Property;  (iii) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor  makes a principal  payment for the  outstanding  balance of the Mortgage Loan; (iv) As of the date of origination of the  Mortgage  Loan,  the  provisions  of the related  Buydown  Agreement  complied  with the  requirements  of Fannie Mae and FHLMC regarding buydown agreements.

         (z) The  Mortgagor  is not in  bankruptcy  and,  the  Mortgagor  is not  insolvent  and the  Company has no  knowledge  of any circumstances  or conditions with respect to the Mortgage,  the Mortgaged  Property,  the Mortgagor or the Mortgagor's  credit standing that could  reasonably be expected to cause  investors to regard the Mortgage Loan as an  unacceptable  investment,  cause the Mortgage
Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

         (aa)  Principal  payments on the Mortgage Loan,  other than the Interest Only Mortgage  Loan,  shall commence (with respect to any newly  originated  Mortgage  Loans) or  commenced  no more than  sixty  (60) days  after the  proceeds  of the  Mortgage  Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage  Interest  Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly  Payments,  which,  (A) in the case of a fixed rate Mortgage  Loan, are sufficient to fully  amortize the original  principal  balance over the original  term thereof and to pay interest at the related  Mortgage  Interest
Rate, (B) in the case of an adjustable  rate Mortgage Loan,  other than the Interest Only Mortgage Loan, are changed on each Adjustment
Date,  and in any case,  are  sufficient  to fully  amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest Rate and (C) in the case of a Balloon Loan, are based on a fifteen (15) or thirty (30) year amortization  schedule,  as set forth in the  related  Mortgage  Note,  and a final  monthly  payment  substantially  greater  than the preceding  monthly payment which is sufficient to amortize the remaining  principal  balance of the Balloon Loan and to pay interest at the related  Mortgage  Interest Rate. The Index for each  Adjustable Rate Mortgage Loan is as defined in the related  Confirmation  and the Mortgage Loan Schedule.  The Mortgage Note does not permit negative  amortization,  unless  otherwise noted on the related Mortgage
Loan  Schedule.  No Mortgage Loan is a convertible  Mortgage  Loan;  (D) in the case of an Interest  Only  Mortgage  Loan,  the monthly payments on each Interest Only  Mortgage Loan during the related  interest only period is equal to the product of the related  Mortgage
Interest  Rate and the  principal  balance of such  Mortgage  Loan on the first day of each month and after such  interest only period, except with respect to Interest Only  Mortgage Loan that are  adjustable  rate Mortgage  Loans,  such Mortgage Loan is payable in equal monthly installments of principal and interest;

         (bb) If such  Mortgage  Loan is a Co-op Loan,  the security  instruments  create a valid,  enforceable  and  subsisting  first priority security interest in the related  cooperative  shares securing the related  cooperative note,  subject only to (x) the lien of the related  cooperative for unpaid  assessments  representing  the Mortgagor’s pro rata share of payments for a blanket  mortgage,  if any, current and future real property taxes,  insurance  premiums,  maintenance fees and other  assessments to which like collateral is commonly  subject and (y) other matters to which like  collateral is commonly  subject and which do not  materially  interfere with the benefits of the security intended to be provided;  provided,  however, that the related proprietary lease for the cooperative apartment may be subordinated or otherwise subject to the lien of a mortgage on the cooperative building;

         (cc)  (INTENTIONALLY LEFT BLANK)

         (dd)  (INTENTIONALLY LEFT BLANK)

         (ee)  (INTENTIONALLY LEFT BLANK)

         (ff)  (INTENTIONALLY LEFT BLANK)

         (gg) (INTENTIONALLY LEFT BLANK)

         (hh) In the event the Mortgage Loan had an LTV at  origination  greater than 80.00%,  the excess of the  principal  balance of the Mortgage  Loan over 75.0% of the  Appraised  Value of the Mortgaged  Property  with respect to a Refinanced  Mortgage  Loan, or the lesser of the Appraised  Value or the purchase  price of the  Mortgaged  Property  with respect to a purchase  money  Mortgage Loan was insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified  Insurer.  No Mortgage Loan has an LTV over
95%. All provisions of such Primary  Mortgage  Insurance  Policy have been and are being  complied  with,  such policy is in full force and effect,  and all premiums due thereunder have been paid. No Mortgage Loan requires  payment of such premiums,  in whole or in part, by the  Purchaser.  No action,  inaction,  or event has occurred and no state of facts exists that has, or will result in the exclusion from,  denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary  Mortgage  Insurance  Policy  obligates the Mortgagor thereunder to maintain the Primary  Mortgage  Insurance  Policy,  subject to state and federal law, and to pay all premiums and charges in  connection  therewith.  No action has been taken or failed to be taken,  on or prior to the Closing Date which has resulted or will result in an  exclusion  from,  denial of, or defense to coverage  under any Primary  Mortgage  Insurance  Policy  (including,  without limitation,  any exclusions,  denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions,  representations,  errors, omissions,  negligence, or fraud of the Company or the  Mortgagor,  or for any other reason under such  coverage;  The mortgage  interest rate for the Mortgage
Loan as set forth on the related  Mortgage Loan Schedule is net of any such insurance  premium.  None of the Mortgage Loans are subject to “lender-paid” mortgage insurance;

         (ii)     The Assignment is in recordable form and is acceptable for recording under the laws of the  jurisdiction in which the
Mortgaged Property is located;

         (jj)     Unless  specified on the related  Mortgage Loan Schedule,  none of the Mortgage Loans are secured by an interest in a leasehold  estate.  The Mortgaged  Property is located in the state  identified in the related Mortgage Loan Schedule and consists of a single  parcel of real property with a detached  single family  residence  erected  thereon,  or a townhouse,  or a two-to  four-family dwelling,  or an individual  condominium  unit in a condominium  project,  or an individual unit in a planned unit  development or a de minimis  planned  unit  development,  provided,  however,  that no  residence or dwelling is a single  parcel of real  property  with a manufactured home not affixed to a permanent  foundation,  or a mobile home. Any condominium unit or planned unit development  conforms with the  Company’s  underwriting  guidelines.  As of the date of  origination,  no  portion  of any  Mortgaged  Property  was used for commercial  purposes,  and since the  Origination  Date,  no portion of any  Mortgaged  Property has been,  or  currently  is, used for commercial purposes;

         (kk)     Payments on the Mortgage  Loan  commenced no more than sixty (60) days after the funds were  disbursed in  connection with the  Mortgage  Loan.  The  Mortgage  Note is  payable  on the first day of each month in monthly  installments  of  principal  (if applicable)  and  interest,  which  installments  are subject to change due to the  adjustments  to the Mortgage  Interest Rate on each
Adjustment  Date,  with  interest  calculated  and payable in arrears.  Each of the Mortgage  Loans will  amortize  fully by the stated
maturity date, over an original term of not more than thirty years from commencement of amortization;

         (ll)     As of the Closing Date of the Mortgage Loan, the Mortgage  Property was lawfully  occupied under  applicable law, and all  inspections,  licenses  and  certificates  required to be made or issued with respect to all  occupied  portions of the  Mortgaged
Property  and,  with respect to the use and  occupancy of the same,  including  but not limited to  certificates  of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (mm)     There is no pending  action or proceeding  directly  involving the Mortgaged  Property in which  compliance  with any environmental  law,  rule or  regulation  is an issue;  Company has no knowledge of any  violation of any  environmental  law,  rule or regulation  with respect to the  Mortgaged  Property;  and the Company has not received any notice of any  environmental  hazard on the
Mortgaged  Property and nothing  further  remains to be done to satisfy in full all  requirements  of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

         (nn)     The  Mortgagor has not notified the Company,  and the Company has no knowledge of any relief  requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         (oo)     No Mortgage  Loan is a  construction  or  rehabilitation  Mortgage  Loan or was made to  facilitate  the  trade-in or exchange of a Mortgaged Property;

         (pp)     The Mortgagor for each Mortgage Loan is a natural person;

         (qq)     [Reserved];

         (rr)     With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No
Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

         (ss)     With respect to each Mortgage Loan either (i) the fair market value of the Mortgaged  Property securing such Mortgage
Loan was at least equal to 80 percent of the  original  principal  balance of such  Mortgage  Loan at the time such  Mortgage  Loan was originated or (ii) (a) the Mortgage  Loan is only secured by the Mortgage  Property and (b)  substantially  all of the proceeds of such
Mortgage Loan were used to acquire or to improve or protect the Mortgage Property.  For the purposes of the preceding sentence,  if the
Mortgage Loan has been significantly  modified other than as a result of a default or a reasonable  foreseeable  default,  the modified
Mortgage Loan will be viewed as having been originated on the date of the modification;

         (tt) The Mortgage Loan was originated by a mortgagee  approved by the Secretary of Housing and Urban  Development  pursuant to sections 203 and 211 of the National  Housing Act, a savings and loan  association,  a savings bank, a commercial  bank,  credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

         (uu) None of the Mortgage Loans are simple interest Mortgage Loans and none of the Mortgaged Properties are timeshares;

         (vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.  With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage;

         (ww) Each Mortgage Note,  each Mortgage,  each Assignment and any other  documents  required  pursuant to this Agreement to be delivered to the Purchaser or its designee,  or its assignee for each Mortgage Loan,  have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee;

         (xx) There is no Mortgage  Loan that was  originated  on or after  October 1, 2002 and before March 7, 2003,  which is secured by property located in the State of Georgia;

         (yy)  No proceeds from any Mortgage Loan were used to finance single premium credit insurance policies;

         (zz)    [Reserved];

         (aaa)    The methodology  used in underwriting the extension of credit for each Mortgage Loan employs  objective  mathematical principles which relate the borrower’s  income,  assets and liabilities to the proposed payment and such underwriting  methodology does not rely on the extent of the  borrower’s  equity in the  collateral  as the  principal  determining  factor in  approving  such credit extension.  Such  underwriting  methodology  confirmed  that at the  time of  origination  (application/approval)  the  borrower  had a reasonable ability to make timely payments on the Mortgage Loan;

         (bbb)    With respect to any Mortgage  Loan that  contains a provision  permitting  imposition  of a premium upon a prepayment prior to  maturity:  (i) prior to the loan’s  origination,  the borrower  agreed to such  premium in exchange  for a monetary  benefit, including  but not limited to a rate or fee  reduction,  (ii) prior to the loan’s  origination,  the borrower was offered the option of obtaining a mortgage loan that did not require  payment of such a premium,  (iii) the  prepayment  premium is disclosed to the borrower in the loan  documents  pursuant  to  applicable  state and  federal  law,  and (iv)  notwithstanding  any state or federal  law to the contrary,  the Servicer  shall not impose such  prepayment  premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

         (ccc)    No  borrower  was  required to purchase  any credit  life,  disability,  accident  or health  insurance  product as a condition of obtaining the extension of credit.  No borrower obtained a prepaid  single-premium  credit life,  disability,  accident or health  insurance  policy in  connection  with the  origination  of the Mortgage  Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

         (ddd)    [Reserved],

         (eee) Any  Mortgage  Loan with a Mortgaged  Property in the State of Illinois  complies  with the  Illinois  Interest  Act, if applicable;

         (fff) With  respect to any Mortgage  Loan  originated  on or after August 1, 2004 and  underlying  the  security,  neither the related  Mortgage nor the related  Mortgage Note requires the borrower to submit to arbitration  to resolve any dispute  arising out of or relating in any way to the mortgage loan transaction;

         (ggg) No Mortgage Loan is secured by Mortgaged  Property in the Commonwealth of Massachusetts  with a loan application date on or after  November 7, 2004 that  refinances a mortgage  loan that is less than sixty (60) months old,  unless such Mortgage Loan (1) is on an  investment  property,  (ii)  meets  the  requirements  set  forth  in the  Code of  Massachusetts  Regulation  (“CMR”),  209 CMR
53.04(1)(b), or (iii) meets the requirements set forth in the 209 CMR 53.04(1)(c);

         (hhh)  For any Mortgage Loan with the related Mortgaged Property located in State of Texas which is a second lien and the interest rate is in excess of 10% and where terms of the Mortgage Note contain a provision for which the Mortgagor may be entitled to prepaid interest upon payoff, no Mortgagor paid any administrative fees, points, or loan origination fees which would actually result in any prepaid interest being due the Mortgagor under the terms of the Mortgage Note;

         (iii)   The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the Anti-Money Laundering Laws").  The Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws and has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for the purposes of the Anti-Money Laundering Laws.  The Company further represents that it takes reasonable efforts to determine whether any Mortgagor appears on any list of blocked or prohibited parties designated by the U.S. Department of Treasury; and

         (jjj)  If the Mortgage Loan is secured by a long-term residential lease, (1) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection (2) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of a lease in the event of damage or destruction as long as the Mortgage is in existence or (c) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the
Mortgaged Property (3) the original term of such lease is not less than 15 years (4) the term of such lease does not terminate earlier than 5 years after the maturity date of the Note and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely-accepted practice.

         Section 3.03      Repurchase; Substitution.

         It is understood  and agreed that the  representations  and  warranties  set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage  Loans and delivery of the Mortgage  Loan  Documents to the  Purchaser,  or its  designee,  and shall inure to the benefit of the  Purchaser,  notwithstanding  any  restrictive  or qualified  endorsement  on any  Mortgage  Note or  Assignment  or the examination,  or lack of  examination,  of any Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the  foregoing  representations  and  warranties  which  materially  and  adversely  affects the value of the Mortgage  Loans or the interest of the Purchaser in any Mortgage Loan, the party  discovering  such breach shall give prompt written notice to the other.  The
Company  shall have a period of sixty (60) days from the earlier of its  discovery  or its receipt of notice of any such breach  within which to correct or cure such  breach.  The Company  hereby  covenants  and agrees that if any such  breach is not  corrected  or cured within such sixty day period,  the Company  shall,  at the  Purchaser's  option and not later than ninety (90) days of its discovery or its receipt of notice of such breach,  repurchase  such Mortgage Loan at the Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser’s  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall involve any representation  or warranty  set forth in Section  3.01,  and such breach is not cured  within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach,  all Mortgage Loans shall, at the option of the Purchaser,  be repurchased by the
Company at the  Repurchase  Price.  Any such  repurchase  shall be  accomplished  by wire transfer of  immediately  available  funds to
Purchaser in the amount of the Repurchase Price.

         If the  Company is required to  repurchase  any  Mortgage  Loan  pursuant to this  Section  3.03,  the Company  may,  with the
Purchaser's  prior  consent  and at  Purchaser’s  sole  option,  within  ninety (90) days from the related  Closing  Date,  remove such defective  Mortgage Loan from the terms of this Agreement and  substitute  another  mortgage loan for such defective  Mortgage Loan, in lieu of  repurchasing  such  defective  Mortgage  Loan.  Any  substitute  Mortgage  Loan is subject  to  Purchaser  acceptability.  Any substituted Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

         The Company shall amend the related  Mortgage Loan Schedule to reflect the  withdrawal of the removed  Mortgage Loan from this
Agreement and the  substitution  of such  substitute  Mortgage  Loan  therefor.  Upon such  amendment,  the Purchaser  shall review the
Mortgage File delivered to it relating to the substitute  Mortgage Loan. In the event of such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the substitution  occurs and any Principal  Prepayments made thereon during such month shall be the property of the Purchaser  and accrued  interest for such month on the Mortgage  Loan for which the  substitution  is made and any  Principal  Prepayments  made  thereon  during such month shall be the  property of the  Company.  The  principal  payment on a substitute  Mortgage  Loan due on the Due Date in the month of  substitution  shall be the  property of the  Company and the  principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

         For any month in which the Company is  permitted  to  substitute  one or more  substitute  Mortgage  Loans,  the Company  will determine the amount (if any) by which the aggregate  Stated  Principal  Balance  (after  application  of the principal  portion of all scheduled  payments due in the month of  substitution)  of all the substitute  Mortgage Loans in the month of substitution is less then the aggregate  Stated  Principal  Balance  (after  application  of the principal  portion of the scheduled  payment due in the month of substitution)  of the such replaced  Mortgage  Loan. An amount equal to the aggregate of such  deficiencies  described in the preceding sentence for any Remittance  Date shall be deposited  into the Custodial  Account by the Company on the related  Determination  Date in the month following the calendar month during which the substitution occurred.

         It is  understood  and agreed that the  obligation  of the  Company  set forth in this  Section  3.03 to cure,  repurchase  or substitute  for a defective  Mortgage Loan, and to indemnify  Purchaser  pursuant to Section 8.01,  constitute the sole remedies of the
Purchaser  respecting a breach of the foregoing  representations  and warranties.  If the Company fails to repurchase or substitute for a defective  Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective  Mortgage Loan to Purchaser's  reasonable satisfaction in accordance with this Section 3.03, or to indemnify  Purchaser  pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this Agreement as a result  thereof.  No provision of this paragraph  shall affect the rights of the Purchaser to terminate  this Agreement for cause,  as set forth in Sections 10.01 and
11.01.

         Any cause of action against the Company  relating to or arising out of the breach of any  representations  and warranties made in Sections  3.01 and 3.02 shall  accrue as to any  Mortgage  Loan upon (i) the earlier of  discovery  of such breach by the Company or notice  thereof by the Purchaser to the Company,  (ii) failure by the Company to cure such breach or  repurchase  such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         In the event that any Mortgage  Loan is held by a REMIC,  notwithstanding  any  contrary  provision  of this  Agreement,  with respect to any  Mortgage  Loan that is not in default or as to which no default is imminent,  no  substitution  pursuant to  Subsection
3.03 shall be made after the  applicable  REMIC's  "start up day" (as defined in Section  860G(a) (9) of the Code),  unless the Company has obtained an Opinion of Counsel to the effect that such  substitution  will not (i) result in the imposition of taxes on "prohibited transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

         If pursuant to the foregoing  provisions  the Company  repurchases a Mortgage Loan that is a MERS Mortgage  Loan,  the Company shall either (a) cause MERS to execute and deliver an  assignment  of the  Mortgage in  recordable  form to transfer the Mortgage  from
MERS to the Company and shall cause such Mortgage to be removed from  registration  on the MERS® System in accordance  with MERS’ rules and regulations or (b) cause MERS to designate on the MERS® System the Company as the beneficial holder of such Mortgage Loan.

         Section 3.04      Representations and Warranties of the Purchaser.

         The Purchaser  represents,  warrants and  convenants  to the Company  that, as of the related  Closing Date or as of such date specifically provided herein:

         (a)      The  Purchaser  is a  corporation,  dully  organized  validly  existing  and in good  standing  under the laws of the State of
Delaware and is qualified to transact  business in, is in good standing  under the laws of, and  possesses  all licenses  necessary for the conduct of its business in, each state in which any  Mortgaged  Property is located or is  otherwise  except or not required  under applicable law to effect such qualification or license;

         (b)      The  Purchaser  has full power and  authority to hold each  Mortgage  Loan,  to purchase  each  Mortgage Loan pursuant to this
Agreement  and the  related  Term Sheet and to  execute,  deliver  and  perform,  and to enter  into and  consummate  all  transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently  conducted,  has duly authorized the execution,  delivery and  performance of this Agreement and the related Term Sheet,  has duly executed and delivered this Agreement and the related Term Sheet;

         (c)      None of the execution and delivery of this Agreement and the related Term Sheet,  the purchase of the Mortgage Loans, the consummation of the  transactions  contemplated  hereby,  or the fulfillment of or compliance with the terms and conditions of this
Agreement  and the related Term Sheet will conflict with any of the terms,  conditions  or  provisions  of the  Purchaser’s  charter or by-laws  or  materially  conflict  with or result in a material  breach of any of the  terms,  conditions  or  provisions  of any legal restriction  or any agreement or  instrument to which the Purchaser is now a party or by which it is bound,  or constitute a default or result in an  acceleration  under any of the  foregoing,  or result in the material  violation  of any law,  rule,  regulation,  order, judgment or decree to which the Purchaser or its property is subject;

         (d)      There is no litigation pending or to the best of the Purchaser’s knowledge,  threatened with respect to the Purchaser which is reasonably  likely to have a material adverse effect on the purchase of the related  Mortgage Loans,  the execution,  delivery or  enforceability  of this Agreement and the related Term Sheet,  or which is reasonably  likely to have a material  adverse effect on the financial condition of the Purchaser;

         (e)      No  consent,  approval,  authorization  or order of any  court or  governmental  agency or body is  required  for the execution,  delivery and  performance  by the  Purchaser of or compliance  by the  Purchaser  with this  Agreement and the related Term
Sheet, the purchase of the Mortgage Loans or the  consummation of the transactions  contemplated by this Agreement and the related Term
Sheet except for consents, approvals, authorizations and orders which have been obtained;

         (f)      The  consummation  of the  transactions  contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

         (h)      The Purchaser  will treat the purchase of the Mortgage  Loans from the Company as a purchase for  reporting,  tax and accounting purposes; and

         (i)      The  Purchaser  does not believe,  nor does it have any cause or reason to believe,  that it cannot  perform each and every of its covenants contained in this Agreement and the related Term Sheet.

         The Purchaser shall indemnify the Company and hold it harmless against any claims,  proceedings,  losses, damages,  penalties, fines,  forfeitures,  reasonable and necessary legal fees and related costs,  judgments,  and other costs and expenses resulting from a breach by the Purchaser of the  representations  and  warranties  contained in this Section 3.04. It is understood  and agreed that the obligations  of the Purchaser set forth in this Section 3.04 to indemnify the Company as provided  herein  constitute the sole remedies of the Company respecting a breach of the foregoing representations and warranties.

                                                              ARTICLE IV

                                            ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company,  as independent  contract  servicer,  shall service and  administer  the Mortgage  Loans in accordance  with this
Agreement and the related Term Sheet and with Accepted Servicing Practices,  and shall have full power and authority,  acting alone, to do or cause to be done any and all things in connection  with such  servicing and  administration  which the Company may deem necessary or desirable and  consistent  with the terms of this  Agreement and the related Term Sheet and with  Accepted  Servicing  Practices and exercise the same care that it  customarily  employs for its own account.  Except as set forth in this  Agreement  and the related Term
Sheet,  the Company  shall  service the Mortgage  Loans in strict  compliance  with the  servicing  provisions of the Fannie Mae Guides
(special  servicing  option),  which include,  but are not limited to,  provisions  regarding the  liquidation of Mortgage  Loans,  the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the maintenance of hazard  insurance with a
Qualified  Insurer,  the  maintenance  of mortgage  impairment  insurance,  the  maintenance  of fidelity bond and errors and omissions insurance,  inspections,  the restoration of Mortgaged  Property,  the maintenance of Primary Mortgage  Insurance  Policies,  insurance claims,  the title,  management  and  disposition  of REO Property,  permitted  withdrawals  with respect to REO Property,  liquidation reports,  and reports of  foreclosures  and  abandonments of Mortgaged  Property,  the transfer of Mortgaged  Property,  the release of
Mortgage  Files,  annual  statements,  and  examination  of records and  facilities.  In the event of any  conflict,  inconsistency  or discrepancy  between any of the servicing  provisions of this Agreement and the related Term Sheet and any of the servicing  provisions of the Fannie Mae Guides,  the  provisions of this Agreement and the related Term Sheet shall control and be binding upon the Purchaser and the Company.

         Consistent  with the terms of this  Agreement  and the related Term Sheet,  the Company may waive,  modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of any such term or in any manner  grant  indulgence  to any  Mortgagor  if in the
Company's reasonable and prudent determination such waiver,  modification,  postponement or indulgence is not materially adverse to the
Purchaser,  provided,  however, that unless the Company has obtained the prior written consent of the Purchaser,  the Company shall not permit any  modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  defer for more than ninety days or forgive any payment of  principal  or  interest,  reduce or  increase  the  outstanding  principal  balance  (except for actual payments of principal) or change the final  maturity date on such Mortgage Loan. In the event of any such  modification  which has been agreed to in writing by the  Purchaser  and which  permits the deferral of interest or principal  payments on any  Mortgage  Loan,  the
Company  shall,  on the Business Day  immediately  preceding the  Remittance  Date in any month in which any such principal or interest payment has been  deferred,  deposit in the Custodial  Account from its own funds,  in accordance  with Section  4.04,  the  difference between (a) such month's  principal and one month's  interest at the Mortgage Loan Remittance Rate on the unpaid  principal  balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Company shall be entitled to  reimbursement  for such advances to the same extent as for all other advances  pursuant to Section 4.05.  Without  limiting the generality of the foregoing,  the Company shall continue,  and is hereby authorized and empowered,  to prepare,  execute and deliver,  all instruments of satisfaction or cancellation, or of partial or full release,  discharge and all other comparable instruments,  with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Notwithstanding  anything herein to the contrary,  the Company may not enter into a forbearance agreement or similar  arrangement  with  respect to any  Mortgage  Loan  which  term  exceeds 12 months in  duration.  Any such  agreement  shall be approved by Purchaser and, if required,  by the Primary Mortgage  Insurance Policy insurer,  if required.  Any other loss mitigation or workout  alternatives,  such as short sales or deeds in lieu of foreclosure,  shall be subject to the approval of the Purchaser and the
Primary Mortgage Insurance Policy insurer if applicable.

         Notwithstanding  anything in this Agreement to the contrary, if any Mortgage Loan becomes subject to a Pass-Through  Transfer, the Company (a) with respect to such Mortgage  Loan,  shall not permit any  modification  with respect to such Mortgage Loan that would change the Mortgage  Interest  Rate and (b) shall not (unless the  Mortgagor is in default with respect to such  Mortgage  Loan or such default is, in the judgment of the Company,  reasonably  foreseeable) make or permit any modification,  waiver or amendment of any term of such  Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such Mortgage Loan under Section 1001 of the Code (or
Treasury  regulations  promulgated  thereunder) and (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

         Prior to taking any action with respect to the Mortgage Loans subject to a Pass-Through  Transfer,  which is not  contemplated under the terms of this  Agreement,  the Company  will  obtain an Opinion of Counsel  acceptable  to the  trustee in such  Pass-Through
Transfer with respect to whether such action could result in the  imposition of a tax upon any REMIC  (including but not limited to the tax on  prohibited  transactions  as defined in Section  860F(a)(2)  of the Code and the tax on  contributions  to a REMIC set forth in
Section  860G(d) of the  Code)(either  such event,  an “Adverse  REMIC  Event”),  and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

         The Company  shall not permit the creation of any  “interests”  (within the meaning of Section 860G of the Code) in any REMIC.
The Company shall not enter into any  arrangement by which a REMIC will receive a fee or other  compensation  for services nor permit a
REMIC to receive any income from assets other than  “qualified  mortgages”  as defined in Section  860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

         In servicing  and  administering  the Mortgage  Loans,  the Company  shall employ  Accepted  Servicing  Practices,  giving due consideration  to the  Purchaser's  reliance on the Company.  Unless a different time period is stated in this Agreement or the related
Term  Sheet,  Purchaser  shall be  deemed  to have  given  consent  in  connection  with a  particular  matter  if  Purchaser  does not affirmatively  grant or deny consent  within five (5)  Business  Days from the date  Purchaser  receives a second  written  request for consent for such matter from Company as servicer.

         The Mortgage Loans may be subserviced  by a Subservicer  on behalf of the Company  provided that the  Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact  business,  and licensed to service mortgage  loans,  in the state or states where the related  Mortgaged  Properties it is to service are  situated,  if and to the extent required by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing  Agreement,  and in either case shall be a FHLMC or Fannie Mae approved  mortgage  servicer in good standing,  and no event has occurred,  including but not limited to a change in  insurance  coverage,  which would make it unable to comply with the  eligibility  requirements  for lenders imposed by Fannie Mae or for  seller/servicers  imposed by Fannie Mae or FHLMC,  or which would require  notification  to Fannie Mae or
FHLMC.  In addition,  each  Subservicer  will obtain and preserve its  qualifications  to do business as a foreign  corporation and its licenses to service  mortgage loans, in each  jurisdiction  in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability  of this  Agreement,  or any of the Mortgage Loans and to perform or cause to be performed its duties  under the related  Subservicing  Agreement.  The Company may perform any of its  servicing  responsibilities  hereunder  or may cause the  Subservicer  to perform any such servicing  responsibilities  on its behalf,  but the use by the Company of the  Subservicer shall not release the Company from any of its  obligations  hereunder and the Company shall remain  responsible  hereunder for all acts and  omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own funds,  and the  Subservicer's  fee shall not exceed the  Servicing  Fee.  Company shall notify Purchaser promptly in writing upon the appointment of any Subservicer.

         At the cost and expense of the Company,  without any right of reimbursement from the Custodial  Account,  the Company shall be entitled  to  terminate  the rights and  responsibilities  of the  Subservicer  and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer meeting the requirements in the preceding paragraph,  provided,  however,  that nothing contained herein shall be deemed to prevent or prohibit the Company,  at the  Company's  option,  from  electing to service the related  Mortgage
Loans itself.  In the event that the Company's  responsibilities  and duties under this  Agreement are  terminated  pursuant to Section
4.13,  8.04,  9.01 or 10.01 and if requested to do so by the  Purchaser,  the Company  shall at its own cost and expense  terminate the rights and  responsibilities  of the  Subservicer  effective as of the date of  termination  of the Company.  The Company shall pay all fees, expenses or penalties  necessary in order to terminate the rights and  responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

         Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements  between the Company and the
Subservicer or any reference  herein to actions taken through the  Subservicer  or otherwise,  the Company shall not be relieved of its obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and  conditions  as if it alone were servicing and  administering  the Mortgage  Loans.  The Company shall be entitled to enter into an agreement with the  Subservicer  for indemnification  of the Company by the  Subservicer  and nothing  contained in this  Agreement  shall be deemed to limit or modify such indemnification.  The Company will indemnify and hold  Purchaser  harmless from any loss,  liability or expense  arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

         Any  Subservicing  Agreement and any other  transactions or services  relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the  Subservicer and Company alone,  and the Purchaser  shall have no obligations,  duties or liabilities with respect to the Subservicer  including no obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.
For purposes of distributions  and advances by the Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

         The Company will  transmit  full-file  credit  reporting  data for each Mortgage Loan pursuant to the Fannie Mae Selling Guide and that for each  Mortgage  Loan,  the  Company  agrees it shall  report one of the  following  statuses  each month as  follows:  new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

          Section 4.02      Collection of Mortgage Loan Payments.

         Continuously  from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each  Mortgage Loan when the same shall become due and payable and shall,  to the extent such procedures  shall be consistent  with this Agreement,  Accepted  Servicing  Practices,  and the terms and provisions of any related Primary Mortgage  Insurance Policy,  follow such collection  procedures as it follows with respect to mortgage loans comparable to the  Mortgage  Loans and held for its own account.  Further,  the Company will take  special  care in  ascertaining  and  estimating annual  escrow  payments,  and all other  charges  that,  as  provided  in the  Mortgage,  will  become  due and  payable,  so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 4.03      Realization Upon Defaulted Mortgage

         The Company shall use its best efforts,  consistent  with the procedures that the Company would use in servicing loans for its own  account,  consistent  with  Accepted  Servicing  Practices,  any Primary  Mortgage  Insurance  Policies  and the best  interest of
Purchaser,  to foreclose upon or otherwise  comparably convert the ownership of properties  securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory  arrangements can be made for collection of delinquent  payments  pursuant to Section 4.01. . Loan shall be demanded  within 90 days of default for Mortgaged  Properties for which no  satisfactory  arrangements can be made for  collection  of  delinquent  payments,  subject to state and  federal law and  regulation.  Foreclosure  or  comparable proceedings  shall be initiated  within one hundred  twenty (120) days of default for Mortgaged  Properties  for which no  satisfactory arrangements  can be made for  collection of delinquent  payments,  subject to state and federal law and  regulation.  In the event any payment due under any Mortgage Loan is not paid when the same becomes due and payable,  or in the event the Mortgagor  fails to perform any other covenant or obligation under the Mortgage Loan and such failure  continues  beyond any applicable  grace period,  the Company will  proceed  diligently  to collect all  payments  due and shall take such  action,  including  commencing  foreclosure,  as it shall reasonably  deem to be in the best interests of the Purchaser in a manner  consistent  with Accepted  Servicing  Practices,  subject to state and federal law and  regulation.  The Company shall use its best efforts to realize upon defaulted  Mortgage Loans in such manner as will  maximize the receipt of principal  and interest by the  Purchaser,  taking into  account,  among other  things,  the timing of foreclosure  proceedings.  The  foregoing  is subject to the  provisions  that,  in any case in which a Mortgaged  Property  shall have suffered  damage,  the Company shall not be required to expend its own funds toward the  restoration  of such property  unless it shall determine in its discretion  (i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the
Purchaser  after  reimbursement  to itself for such expenses,  and (ii) that such expenses will be  recoverable by the Company  through
Insurance  Proceeds or  Liquidation  Proceeds from the related  Mortgaged  Property,  as  contemplated  in Section 4.05.  Company shall obtain prior  approval of Purchaser as to repair or  restoration  expenses in excess of ten  thousand  dollars  ($10,000).  The Company shall be responsible for all costs and expenses incurred by it in any such proceedings or functions;  provided,  however, that it shall be entitled to  reimbursement  thereof from the related  property,  as  contemplated in Section 4.05.  Notwithstanding  anything to the contrary  contained herein,  in connection with a foreclosure or acceptance of a deed in lieu of foreclosure,  in the event the Company has  reasonable  cause to believe that a Mortgaged  Property is  contaminated  by hazardous or toxic  substances  or wastes,  or if the
Purchaser otherwise requests an environmental  inspection or review of such Mortgaged  Property,  such an inspection or review is to be conducted by a qualified inspector at the Purchaser's  expense.  Upon completion of the inspection,  the Company shall promptly provide the Purchaser  with a written  report of the  environmental  inspection.  After  reviewing the  environmental  inspection  report,  the
Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

         Notwithstanding  anything to the contrary contained herein,  the Purchaser may, at the Purchaser's sole option,  terminate the
Company as  servicer of any  Mortgage  Loan which  becomes  ninety (90) days or greater  delinquent  in payment of a scheduled  Monthly
Payment,  without  payment of any termination fee with respect  thereto,  provided that the Company shall on the date said  termination takes effect be reimbursed  for any  unreimbursed  advances of the Company's  funds made pursuant to Section 5.03 and any  unreimbursed
Servicing  Advances  and  Servicing  Fees in each  case  relating  to the  Mortgage  Loan  underlying  such  delinquent  Mortgage  Loan notwithstanding  anything to the contrary set forth in Section 4.05. In the event of any such  termination,  the  provisions of Section
11.01 hereof shall apply to said termination and the transfer of servicing  responsibilities  with respect to such delinquent  Mortgage
Loan to the Purchaser or its designee.

         In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO Property,  such property  shall be disposed of by the  Company,  with the  consent of  Purchaser  as required  pursuant to this  Agreement,  before the close of the third  taxable  year following  the taxable year in which the Mortgage Loan became an REO  Property,  unless the Company  provides to the trustee under such
REMIC an opinion of counsel to the effect that the  holding of such REO  Property  subsequent  to the close of the third  taxable  year following  the  taxable  year in which the  Mortgage  Loan  became an REO  Property,  will not  result  in the  imposition  of taxes on
"prohibited  transactions"  as defined in Section 860F of the Code, or cause the  transaction to fail to qualify as a REMIC at any time
that  certificates  are  outstanding.   Company  shall  manage,  conserve,   protect  and  operate  each  such  REO  Property  for  the certificateholders  solely for the purpose of its prompt  disposition  and sale in a manner which does not cause such  property to fail to qualify as  "foreclosure  property"  within the meaning of Section  860F(a)(2)(E)  of the Code, or any "net income from  foreclosure property"  which is subject to taxation  under the REMIC  provisions of the Code.  Pursuant to its efforts to sell such  property,  the
Company  shall either  itself or through an agent  selected by Company,  protect and conserve  such  property in the same manner and to such an extent as is  customary  in the  locality  where  such  property  is  located.  Additionally,  Company  shall  perform  the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

         Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial  Accounts.  The Custodial  Account shall be an Eligible Account.  Funds deposited in the Custodial  Account,  which shall be deposited within 24 hours of receipt,  shall at all times be insured by the FDIC up to the FDIC  insurance  limits,  or must be invested in  Permitted  Investments  for the benefit of the
Purchaser.  Funds  deposited in the Custodial  Account may be drawn on by the Company in accordance  with Section 4.05. The creation of any  Custodial  Account  shall be  evidenced by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

         The  Company  shall  deposit in the  Custodial  Account on a daily  basis,  and retain  therein  the  following  payments  and collections  received or made by it  subsequent  to the Cut-off  Date,  or received by it prior to the Cut-off Date but  allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

         (i)      all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

         (ii)     all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv)     any amounts  required to be deposited  by the Company in  connection  with any REO Property  pursuant to Section 4.13 and in connection therewith, the Company shall provide the Purchaser with written detail itemizing all of such amounts;

         (v)      all Insurance  Proceeds  including  amounts required to be deposited  pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds  to be held in the Escrow  Account  and  applied to the  restoration  or repair of the  Mortgaged  Property or released to the
Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

         (vi)     all  Condemnation  Proceeds  affecting any Mortgaged  Property which are not released to the Mortgagor in accordance with
Accepted Servicing Practices, the loan documents or applicable law;

         (vii)    any Monthly Advances;

         (viii)   with respect to each full or partial Principal  Prepayment,  any Prepayment Interest  Shortfalls,  to the extent of the
Company’s aggregate Servicing Fee received with respect to the related Prepayment Period;

         (ix)     any amounts  required to be deposited by the Company  pursuant to Section 4.10 in connection  with the deductible  clause in any blanket hazard insurance policy, such deposit shall be made from the Company's own funds, without reimbursement therefor; and

         (x)      any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 4.13 or 6.02.

                  The foregoing  requirements for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and assumption  fees, to the extent  permitted  by Section  6.01,  need not be  deposited  by the  Company in the  Custodial  Account.  Any  interest  paid on funds deposited in the Custodial  Account by the depository  institution  shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw  such interest from the Custodial  Account  pursuant to Section 4.05 (iv).  The Purchaser  shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

         Section 4.05      Permitted Withdrawals From the Custodial Account.

         The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

         (i)      to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

         (ii)     to reimburse itself for Monthly  Advances,  the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts  received on the related  Mortgage Loan which  represent late  collections  (net of the related  Servicing  Fees) of principal and/or interest  respecting  which any such advance was made, it being  understood  that, in the case of such  reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser,  except that,  where the Company is required to repurchase a
Mortgage  Loan,  pursuant  to Section  3.03,  the  Company's  right to such  reimbursement  shall be  subsequent  to the payment to the
Purchaser of the Repurchase  Price pursuant to such Section and all other amounts  required to be paid to the Purchaser with respect to such Mortgage Loan;

         (iii)    to reimburse  itself for  unreimbursed  Servicing  Advances and any unpaid  Servicing  Fees(or REO  administration  fees described in Section 4.13),  the Company's  right to reimburse  itself  pursuant to this  subclause  (iii) with respect to any Mortgage
Loan being limited to related proceeds from Liquidation  Proceeds,  Condemnation Proceeds and Insurance Proceeds in accordance with the relevant  provisions of the Fannie Mae Guides or as otherwise set forth in this Agreement;  any recovery shall be made upon liquidation of the REO Property;

         (iv)     to pay to itself as part of its servicing  compensation  (a) any interest  earned on funds in the  Custodial  Account
(all such interest to be withdrawn  monthly not later than each  Remittance  Date),  and (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

         (v)      to pay to itself with respect to each  Mortgage Loan that has been  repurchased  pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined,

         (vi)     to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

         (vii)    to remove funds inadvertently placed in the Custodial Account by the Company; and

         (vi)     to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds collected and received  pursuant to each Mortgage Loan which constitute  Escrow
Payments  separate  and apart  from any of its own funds and  general  assets  and shall  establish  and  maintain  one or more  Escrow
Accounts.  The Escrow  Account shall be an Eligible  Account.  Funds  deposited in each Escrow Account shall at all times be insured in a manner to provide  maximum  insurance  under the insurance  limitations  of the FDIC,  or must be invested in Permitted  Investments.
Funds  deposited  in the Escrow  Account may be drawn on by the Company in  accordance  with Section  4.07.  The creation of any Escrow
Account  shall be  evidenced  by a letter  agreement  in the form shown in Exhibit C. The  original of such letter  agreement  shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

         The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

         (i)      all Escrow Payments  collected on account of the Mortgage Loans,  for the purpose of effecting  timely payment of any such items as required under the terms of this Agreement;

         (ii)     all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

         (iii)    all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

                  The Company shall make  withdrawals  from the Escrow  Account only to effect such payments as are required under this
Agreement,  and for such other  purposes as shall be as set forth or in accordance  with Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository  institution  other than interest on escrowed funds required by law to be paid to the Mortgagor  and, to the extent  required by law, the Company  shall pay interest on escrowed  funds to the Mortgagor  notwithstanding  that the Escrow Account is non-interest  bearing or that interest paid thereon is insufficient for such purposes.  The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by Company only:

         (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  Primary  Mortgage  Insurance  Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

         (ii)     to reimburse  Company for any Servicing Advance made by Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

         (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds  deposited in the Escrow Account;

         (vii)    to clear and terminate the Escrow Account on the termination of this  Agreement.  As part of its servicing  duties,  the
Company  shall pay to the  Mortgagors  interest  on funds in Escrow  Account,  to the extent  required  by law,  and to the extent that interest earned on funds in the Escrow Account is insufficient,  shall pay such interest from its own funds,  without any reimbursement therefor; and

         (viii)    to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06.

         Section 4.08      Payment of Taxes,  Insurance  and Other  Charges;  Maintenance  of Primary  Mortgage  Insurance  Policies;
         Collections Thereunder.

         With respect to each Mortgage  Loan,  the Company  shall  maintain  accurate  records  reflecting  the status of ground rents, taxes,  assessments,  water  rates and other  charges  which are or may  become a lien upon the  Mortgaged  Property  and the status of primary  mortgage  insurance  premiums and fire and hazard  insurance  coverage and shall obtain,  from time to time, all bills for the payment of such charges,  including  renewal  premiums and shall effect payment thereof prior to the applicable  penalty or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose deposits of the Mortgagor in the
Escrow Account which shall have been  estimated and  accumulated  by the Company in amounts  sufficient  for such purposes,  as allowed under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company shall  determine  that any such  payments  are made by the  Mortgagor  at the time they first  become  due.  The Company  assumes  full responsibility  for the  timely  payment of all such bills and shall  effect  timely  payments  of all such bills  irrespective  of the
Mortgagor's  faithful  performance  in the payment of same or the making of the Escrow  Payments and shall make  advances  from its own funds to effect such payments.

         The Company will maintain in full force and effect Primary  Mortgage  Insurance  Policies  issued by a Qualified  Insurer with respect to each Mortgage Loan for which such coverage is herein  required.  Such coverage will be terminated  only with the approval of
Purchaser,  or as  required by  applicable  law or  regulation.  The  Company  will not cancel or refuse to renew any Primary  Mortgage
Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement  unless a replacement  Primary
Mortgage  Insurance  Policy for such  canceled or nonrenewed  policy is obtained  from and  maintained  with a Qualified  Insurer.  The
Company shall not take any action which would result in non-coverage  under any applicable  Primary  Mortgage  Insurance  Policy of any loss which,  but for the actions of the Company would have been covered  thereunder.  In connection with any assumption or substitution agreement  entered into or to be entered  into  pursuant to Section  6.01,  the Company  shall  promptly  notify the insurer  under the related  Primary  Mortgage  Insurance  Policy,  if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the  continuation  of coverage under the
Primary  Mortgage  Insurance  Policy.  If such Primary  Mortgage  Insurance  Policy is  terminated  as a result of such  assumption  or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         In  connection  with its  activities  as  servicer,  the Company  agrees to prepare and  present,  on behalf of itself and the
Purchaser,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely fashion in accordance with the terms of such
Primary Mortgage  Insurance Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary
Mortgage  Insurance Policy respecting a defaulted  Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Company under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09      Transfer of Accounts.

         The Company may  transfer  the  Custodial  Account or the Escrow  Account to a different  Eligible  Account from time to time.
Such transfer shall be made only upon  obtaining the prior written  consent of the  Purchaser,  which consent will not be  unreasonably withheld.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company  shall cause to be  maintained  for each Mortgage  Loan fire and hazard  insurance  with  extended  coverage as is acceptable  to Fannie Mae or FHLMC and  customary  in the area where the  Mortgaged  Property is located in an amount which is equal to the  lesser of (i) the  maximum  insurable  value of the  improvements  securing  such  Mortgage  Loan or (ii) the  greater  of (a) the outstanding  principal  balance of the Mortgage Loan,  and (b) an amount such that the proceeds  thereof shall be sufficient to prevent the Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood  insurance  policy  meeting the  requirements  of the current  guidelines of the Federal
Insurance  Administration in effect with an insurance  carrier  acceptable to Fannie Mae or FHLMC, in an amount  representing  coverage not less than the least of (i) the  outstanding  principal  balance of the  Mortgage  Loan,  (ii) the  maximum  insurable  value of the improvements  securing  such  Mortgage  Loan or (iii) the maximum  amount of  insurance  which is  available  under the Flood  Disaster
Protection  Act of 1973, as amended.  If at any time during the term of the Mortgage Loan,  the Company  determines in accordance  with applicable  law and  pursuant to the Fannie Mae Guides that a Mortgaged  Property is located in a special  flood hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood Disaster  Protection Act of 1973, as amended,  the Company shall notify the related  Mortgagor that the Mortgagor  must obtain such flood  insurance  coverage,  and if said
Mortgagor  fails to obtain the required flood  insurance  coverage within  forty-five  (45) days after such  notification,  the Company shall  immediately  force place the required flood  insurance on the  Mortgagor’s  behalf.  The Company shall also maintain on each REO
Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements  which are a part of such property,  and, to the extent required and available under the Flood Disaster  Protection Act of
1973, as amended,  flood insurance in an amount as provided above.  Any amounts  collected by the Company under any such policies other than  amounts to be  deposited  in the Escrow  Account  and  applied to the  restoration  or repair of the  Mortgaged  Property  or REO
Property,  or released to the Mortgagor in accordance with Accepted Servicing  Practices,  shall be deposited in the Custodial Account, subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be required by the  Company of the  Mortgagor  or  maintained  on property  acquired  in respect of the  Mortgage  Loan,  other than  pursuant to this
Agreement,  the Fannie Mae Guides or such  applicable  state or federal  laws and  regulations  as shall at any time be in force and as shall require such  additional  insurance.  All such policies  shall be endorsed with standard  mortgagee  clauses with loss payable to the Company and its  successors  and/or  assigns and shall provide for at least thirty days prior written  notice of any  cancellation, reduction in the amount or material  change in coverage to the Company.  The Company shall not interfere with the  Mortgagor's  freedom of choice in selecting either his insurance carrier or agent,  provided,  however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Company  shall obtain and maintain a blanket  policy  issued by an insurer  acceptable  to Fannie Mae or
FHLMC  insuring  against hazard losses on all of the Mortgage  Loans,  then, to the extent such policy  provides  coverage in an amount equal to the amount  required  pursuant to Section 4.10 and otherwise  complies with all other  requirements  of Section 4.10, it shall conclusively  be deemed to have  satisfied  its  obligations  as set forth in Section 4.10,  it being  understood  and agreed that such policy may contain a deductible  clause,  in which case the Company  shall,  in the event that there shall not have been  maintained on the related  Mortgaged  Property or REO Property a policy  complying  with Section  4.10,  and there shall have been a loss which would have been covered by such policy,  deposit in the Custodial  Account the amount not otherwise  payable under the blanket policy because of such  deductible  clause.  In connection  with its activities as servicer of the Mortgage  Loans,  the Company agrees to prepare and present,  on behalf of the Purchaser,  claims under any such blanket  policy in a timely  fashion in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement  from the insurer  thereunder  that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

         Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

         The Company shall maintain,  at its own expense,  a blanket fidelity bond and an errors and omissions  insurance policy,  with broad  coverage  with  responsible  companies on all  officers,  employees or other  persons  acting in any capacity with regard to the
Mortgage Loan to handle funds,  money,  documents and papers  relating to the Mortgage  Loan. The Fidelity Bond shall be in the form of the Mortgage  Banker's Blanket Bond and shall protect and insure the Company against losses,  including  forgery,  theft,  embezzlement and fraud of such  persons.  The errors and omissions  insurance  shall protect and insure the Company  against  losses  arising out of errors and  omissions  and  negligent  acts of such  persons.  Such errors and  omissions  insurance  shall also protect and insure the
Company against losses in connection with the failure to maintain any insurance  policies  required  pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained  payment in full of the indebtedness  secured thereby.  No provision of this Section 4.12  requiring  the Fidelity  Bond or errors and omissions  insurance  shall  diminish or relieve the Company from its duties and  obligations  as set forth in this  Agreement.  The minimum  coverage  under any such bond and insurance  policy shall be at least equal to the corresponding  amounts required by Fannie Mae in the Fannie Mae Guides.  Upon request by the Purchaser,  the Company shall deliver to the  Purchaser a  certificate  from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such Fidelity Bond or insurance  policy shall in no event be terminated or materially  modified  without thirty (30) days' prior written  notice to the Purchaser.  The Company shall notify the Purchaser  within five (5) business days of receipt of notice that such Fidelity Bond or insurance  policy will be, or has been,  materially  modified  or  terminated.  The  Purchaser  (or any party  having  the  status of  Purchaser  hereunder)  and any subsidiary  thereof and their  successors  or assigns as their  interests  may appear must be named as loss payees on the Fidelity Bond and as  additional  insured on the errors and omissions  policy.  Upon request by Purchaser,  Company shall provide  Purchaser  with an insurance  certificate  certifying  coverage under this Section 4.12, and will provide an update to such certificate  upon request,  or upon renewal or material modification of coverage.

         Section 4.13      Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged  Property is acquired in foreclosure or by deed in lieu of  foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser or its designee,  or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located,  or would be adversely  affected under the "doing  business" or tax laws of such state by so holding  title,  the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent  with an opinion of counsel  obtained by the Company from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons  holding such title other than the Purchaser  shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The Company  shall notify the  Purchaser in  accordance  with the Fannie Mae Guides of each  acquisition  of REO Property upon such  acquisition  (and, in any event,  shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date Company receives notice of such  consummation),  together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged  Property obtained in connection with such acquisition,  and thereafter assume the  responsibility for marketing such REO property in accordance with Accepted  Servicing  Practices.  Thereafter,  the Company shall continue to provide certain  administrative services to the  Purchaser  relating to such REO  Property as set forth in this  Section  4.13.  The Company  shall,  either  itself or through an agent selected by the Company, and in accordance with the Fannie Mae Guides manage,  conserve,  protect and operate each REO
Property in the same manner that it manages,  conserves,  protects and operates other foreclosed  property for its own account,  and in the same manner that similar  property in the same  locality as the REO Property is managed.  The Company shall cause each REO Property to be inspected  promptly  upon the  acquisition  of title  thereto and shall cause each REO Property to be inspected at least  monthly thereafter or more  frequently as required by the  circumstances.  The Company shall make or cause to be made a written  report of each such  inspection.  Such reports  shall be retained in the  Mortgage  File and copies  thereof  shall be forwarded by the Company to the
Purchaser upon request.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall sell such REO Property in any event within one year after title has been taken to such REO Property,  unless the Company determines,  and gives an appropriate notice to the  Purchaser to such effect,  that a longer  period is necessary for the orderly  liquidation  of such REO  Property.  If a longer  period than one (1) year is permitted  under the  foregoing  sentence and is  necessary to sell any REO  Property,  the Company shall report  monthly to the Purchaser as to the progress  being made in selling such REO Property.  No REO Property  shall be marketed for less than the Appraised  Value,  without the prior consent of  Purchaser.  No REO Property  shall be sold for less than ninety five percent (95%) of its Appraised Value,  without the prior consent of Purchaser.  All requests for  reimbursement  of Servicing  Advances shall be in  accordance  with the Fannie Mae  Guides.  The  disposition  of REO  Property  shall be carried  out by the Company at such price,  and upon such terms and  conditions,  as the Company deems to be in the best  interests of the Purchaser  (subject to the above conditions) only with the prior written consent of the Purchaser.

         Notwithstanding  anything to the contrary contained herein,  the Purchaser may, at the Purchaser's sole option,  terminate the
Company as servicer of any such REO Property  without payment of any termination  fee with respect  thereto,  provided that the Company shall on the date said  termination  takes effect be reimbursed for any  unreimbursed  advances of the Company's funds made pursuant to
Section 5.03 and any  unreimbursed  Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying  such
REO  Property  notwithstanding  anything  to the  contrary  set  forth in  Section  4.05.  In the  event of any such  termination,  the provisions  of Section  11.01 hereof shall apply to said  termination  and the transfer of servicing  responsibilities  with respect to such REO  Property to the  Purchaser  or its  designee.  Within five  Business  Days of any such  termination,  the Company  shall,  if necessary  convey such property to the Purchaser and shall further provide the Purchaser with the following  information  regarding the subject REO  Property:  the related  drive by  appraisal  or brokers  price  opinion,  and copies of any  related  Mortgage  Impairment
Insurance  Policy  claims.  In addition,  within five  Business  Days,  the Company  shall  provide the  Purchaser  with the  following information  regarding  the subject REO  Property:  the related  trustee’s  deed upon sale and copies of any related  hazard  insurance claims, or repair bids.

         Section 4.14      Notification of Maturity Date.

          With respect to each Mortgage  Loan,  the Company  shall  execute and deliver to the Mortgagor any and all necessary  notices required  under  applicable law and the terms of the related  Mortgage Note and Mortgage  regarding the maturity date if required under applicable law.

                                                               ARTICLE V

                                                       PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each  Remittance  Date, the Company shall  distribute by wire transfer of immediately  available funds to the Purchaser (i)
all amounts credited to the Custodial Account as of the close of business on the preceding  Determination  Date, net of charges against or  withdrawals  from the Custodial  Account  pursuant to Section 4.05,  plus (ii) all Monthly  Advances,  if any, which the Company is obligated  to  distribute  pursuant to Section  5.03,  plus,  (iii)  interest at the Mortgage  Loan  Remittance  Rate on any  Principal
Prepayment  from the date of such Principal  Prepayment  through the end of the month for which  disbursement is made provided that the
Company’s  obligation  as to  payment  of such  interest  shall  be  limited  to the  Servicing  Fee  earned  during  the  month of the distribution,  minus (iv) any amounts  attributable  to Monthly  Payments  collected  but due on a Due Date or Dates  subsequent to the preceding  Determination  Date,  which  amounts  shall be  remitted  on the  Remittance  Date next  succeeding  the Due Period for such amounts.  It is understood  that, by operation of Section 4.04,  the remittance on the first  Remittance  Date with respect to Mortgage
Loans  purchased  pursuant to the related Term Sheet is to include  principal  collected  after the Cut-off Date through the  preceding
Determination  Date plus interest,  adjusted to the Mortgage Loan Remittance Rate collected through such  Determination  Date exclusive of any portion thereof  allocable to the period prior to the Cut-off Date, with the  adjustments  specified in clauses (ii),  (iii) and
(iv) above.

         With respect to any remittance  received by the Purchaser  after the  Remittance  Date, the Company shall pay to the Purchaser interest on any such late  payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each  change,  plus three (3)
percentage  points,  but in no event greater than the maximum amount  permitted by applicable law. Such interest shall cover the period commencing  with the day  following  the  Business  Day such  payment was due and ending with the Business Day on which such payment is made to the  Purchaser,  both  inclusive.  The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.  On each  Remittance  Date,  the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

         Section 5.02      Statements to the Purchaser.

         The Company shall furnish to Purchaser an individual  loan  accounting  report,  as of the last Business Day of each month, in the  Company's  assigned  loan number order to document  Mortgage Loan payment  activity on an  individual  Mortgage  Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the Purchaser no later than the fifth
Business  Day of the  following  month on paper or a disk or tape or other  computer-readable  format in such format as may be mutually agreed upon by both  Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard copy,  and shall contain the following:

         (i) With  respect to each  Monthly  Payment,  the amount of such  remittance  allocable  to  principal  (including  a separate breakdown of any Principal Prepayment,  including the date of such prepayment,  and any prepayment penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)  the amount of servicing compensation received by the Company during the prior distribution period;

         (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

         (v)  the aggregate of any expenses reimbursed to the Company during the prior distribution period pursuant to Section 4.05;

         (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a) delinquent (1) 30 to 59 days, (2) 60 to
89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

         The Company shall also provide a trial  balance,  sorted in Purchaser's  assigned loan number order,  in the form of Exhibit E hereto, with each such Report.

         The Company  shall  prepare and file any and all  information  statements  or other  filings  required to be  delivered to any governmental  taxing  authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning  the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In addition,  not more than sixty (60) days after the end of each calendar  year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual  statement in accordance with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 5.03      Monthly Advances by the Company.

         Not later than the close of business on the Business Day  preceding  each  Remittance  Date,  the Company shall deposit in the
Custodial Account an amount equal to all payments not previously  advanced by the Company,  whether or not deferred pursuant to Section
4.01, of principal  (due after the Cut-off  Date) and interest not  allocable to the period prior to the Cut-off Date,  adjusted to the
Mortgage Loan Remittance Rate,  which were due on a Mortgage Loan and delinquent at the close of business on the related  Determination
Date.

         The  Company's  obligation  to make such  Monthly  Advances as to any  Mortgage  Loan will  continue  through the last Monthly
Payment  due prior to the  payment  in full of the  Mortgage  Loan,  or  through  the  Remittance  Date  prior to the date on which the
Mortgaged Property  liquidates  (including  Insurance Proceeds,  proceeds from the sale of REO Property or Condemnation  Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be  nonrecoverable.  In such event,  the Company shall deliver to the Purchaser an Officer's  Certificate  of the Company to the effect that an officer of the Company has reviewed the related  Mortgage
File and has made the reasonable determination that any additional advances are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure  sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser  pursuant to a deed-in-lieu of  foreclosure,  the Company  shall submit to the  Purchaser a liquidation  report with respect to such  Mortgaged  Property in a form mutually  acceptable to Company and Purchaser.  The Company shall also provide  reports on the status of REO Property  containing  such information as Purchaser may reasonably require.

         Section 5.05      Prepayment Interest Shortfalls.

         Not later than the close of business on the Business Day preceding  each  Remittance  Date in the month  following the related
Prepayment  Period,  the Company shall deposit in the Custodial  Account an amount equal to any  Prepayment  Interest  Shortfalls  with respect to such  Prepayment  Period,  which in the  aggregate  shall not exceed the  Company’s  aggregate  Servicing  Fee received with respect to the related Due Period.

                                                              ARTICLE VI

                                                     GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The Company  will,  to the extent it has  knowledge  of any  conveyance  or  prospective  conveyance  by any  Mortgagor of the
Mortgaged  Property  (whether by absolute  conveyance or by contract of sale, and whether or not the Mortgagor  remains or is to remain liable under the Mortgage Note and/or the  Mortgage),  exercise its rights to  accelerate  the maturity of such Mortgage Loan under any
"due-on-sale"  clause to the extent  permitted  by law;  provided,  however,  that the Company  shall not  exercise  any such rights if prohibited  by law or the terms of the  Mortgage  Note from doing so or if the  exercise  of such  rights  would  impair or threaten to impair any recovery under the related  Primary  Mortgage  Insurance  Policy,  if any. If the Company  reasonably  believes it is unable under  applicable  law to enforce such  "due-on-sale"  clause,  the Company,  with the  approval of the  Purchaser,  will enter into an assumption  agreement  with the person to whom the  Mortgaged  Property has been  conveyed or is proposed to be  conveyed,  pursuant to which such person becomes liable under the Mortgage Note and, to the extent  permitted by applicable  state law, the Mortgagor  remains liable  thereon.  Where an assumption is allowed  pursuant to this Section 6.01,  the Company,  with the prior consent of the Purchaser and the primary  mortgage  insurer,  if any, is authorized to enter into a substitution of liability  agreement with the person to whom the  Mortgaged  Property  has been  conveyed or is proposed to be conveyed  pursuant to which the original  mortgagor is released  from liability and such Person is  substituted as mortgagor and becomes liable under the related  Mortgage  Note. Any such  substitution  of liability agreement shall be in lieu of an assumption agreement.

         In connection with any such assumption or substitution of liability,  the Company shall follow the underwriting  practices and procedures  of the Company.  With respect to an  assumption  or  substitution  of  liability,  the Mortgage  Interest Rate borne by the related  Mortgage Note,  the amount of the Monthly  Payment and the maturity date may not be changed  (except  pursuant to the terms of the Mortgage Note). If the credit of the proposed  transferee does not meet such underwriting  criteria,  the Company diligently shall, to the extent  permitted by the Mortgage or the Mortgage  Note and by applicable  law,  accelerate  the maturity of the Mortgage  Loan.
The Company  shall notify the  Purchaser  that any such  substitution  of  liability  or  assumption  agreement  has been  completed by forwarding to the Purchaser the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related  Mortgage File and shall,  for all purposes,  be considered a part of such Mortgage File to the same extent as all other documents  and  instruments  constituting  a part  thereof.  All fees  collected  by the Company for  entering  into an  assumption  or substitution of liability agreement shall belong to the Company.

         Notwithstanding  the foregoing  paragraphs of this Section or any other provision of this Agreement,  the Company shall not be deemed to be in default,  breach or any other violation of its obligations  hereunder by reason of any assumption of a Mortgage Loan by operation  of law or any  assumption  which the  Company may be  restricted  by law from  preventing,  for any reason  whatsoever.  For purposes of this  Section  6.01,  the term  "assumption"  is deemed to also  include a sale of the  Mortgaged  Property  subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan, or the receipt by the Company of a  notification  that payment in full will be escrowed in a manner  customary  for such  purposes,  the Company  will  immediately  notify the  Purchaser by a  certification,  which certification  shall  include a statement  to the effect that all amounts  received or to be received in  connection  with such payment which are  required  to be  deposited  in the  Custodial  Account  pursuant  to Section  4.04 have been or will be so  deposited,  of a
Servicing  Officer and shall request  delivery to it of the portion of the Mortgage File held by the Purchaser.  The Purchaser shall no later than five Business  Days after receipt of such  certification  and request,  release or cause to be released to the Company,  the related  Mortgage  Loan  Documents  and, upon its receipt of such  documents,  the Company  shall  promptly  prepare and deliver to the
Purchaser the requisite  satisfaction  or release.  No later than five (5) Business Days following its receipt of such  satisfaction or release,  the Purchaser shall deliver,  or cause to be delivered,  to the Company the release or satisfaction  properly executed by the owner of record of the  applicable  mortgage  or its duly  appointed  attorney in fact.  No expense  incurred  in  connection  with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the  Company  satisfies  or  releases a Mortgage  without  having  obtained  payment in full of the  indebtedness secured by the  Mortgage  or should it  otherwise  prejudice  any right the  Purchaser  may have under the  mortgage  instruments,  the
Company,  upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding  principal balance of the related  Mortgage  Loan by deposit  thereof in the  Custodial  Account.  The Company  shall  maintain the Fidelity  Bond and errors and omissions  insurance  insuring  the  Company  against  any loss it may sustain  with  respect to any  Mortgage  Loan not  satisfied  in accordance with the procedures set forth herein.

         From time to time and as  appropriate  for the servicing or  foreclosure  of the Mortgage  Loan,  including for the purpose of collection  under any Primary  Mortgage  Insurance  Policy,  the  Purchaser  shall,  upon  request of the  Company and  delivery to the
Purchaser of a servicing receipt signed by a Servicing  Officer,  release the portion of the Mortgage File held by the Purchaser to the
Company.  Such  servicing  receipt shall obligate the Company to return the related  Mortgage  documents to the Purchaser when the need therefor by the Company no longer exists,  unless the Mortgage Loan has been  liquidated and the Liquidation  Proceeds  relating to the
Mortgage  Loan have been  deposited in the Custodial  Account or the Mortgage File or such document has been  delivered to an attorney, or to a public  trustee or other  public  official as required by law,  for purposes of  initiating  or pursuing  legal action or other proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the Company has delivered to the
Purchaser a  certificate  of a Servicing  Officer  certifying  as to the name and address of the Person to which such  Mortgage File or such  document was  delivered  and the purpose or purposes of such  delivery.  Upon  receipt of a  certificate  of a Servicing  Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

         Section 6.03      Servicing Compensation.

         As  compensation  for its services  hereunder,  the Company shall be entitled to withdraw  from the Custodial  Account (to the extent of interest payments  collected on the Mortgage Loans) or to retain from interest payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing Fee, subject to payment of compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii).  Additional  servicing  compensation  in the form of assumption  fees, as provided in Section 6.01, and late payment  charges or otherwise  shall be retained by the Company to the extent not required to be deposited in the Custodial  Account.  No Servicing Fee shall be payable in connection with partial Monthly  Payments.  The Company shall be required to pay all expenses  incurred by it in connection with its servicing  activities  hereunder and shall not be entitled to  reimbursement therefor except as specifically provided for.

         Section 6.04      Annual Statement as to Compliance.

         The Company will deliver to the Purchaser not later than  February  28th of each year,  beginning  March 15, 2006, an executed
Officers'  Certificate  acceptable to the Purchaser stating,  as to each signatory thereof,  that (i) a review of the activities of the
Company  during the preceding  calendar year and of performance  under this  Agreement has been made under such officers'  supervision, and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations  under this
Agreement  throughout  such year,  or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such officers and the nature and status of cure  provisions  thereof.  Such  Officers’  Certificate  shall contain no restrictions or limitations on its use.  Copies of such statement shall be provided by the Company to the Purchaser upon request.

         If the Company  cannot  deliver the related  Officers’  Certificate  by March 15th of such year,  the  Purchaser,  at its sole option, may permit a cure period for the Company to deliver such Officers’  Certificate,  but in no event later than March 22nd of such year.

         Failure of the Company to timely  comply with this  Section 6.05 shall be deemed an Event of Default,  automatically,  without notice and without any cure period,  and Purchaser  may, in addition to whatever  rights the Purchaser may have under Sections 3.03 and
8.01 and at law or equity  or to  damages,  including  injunctive  relief  and  specific  performance,  terminate  all the  rights  and obligations of the Company under this  Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the
Company for the same, as provided in Section 9.01.  Such  termination  shall be considered with cause pursuant to Section 10.01 of this
Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.

         The  Company,  at its  expense and not later than March 15th of each year,  beginning  March 15,  2006,  shall cause a firm of independent  public  accountants which is a member of the American  Institute of Certified Public Accountants to furnish a statement to the  Purchaser  acceptable  to the Purchaser to the effect that such firm has examined  certain  documents and records  relating to the
Company's  servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing  agreements  substantially  similar to this  Agreement,  which  agreements  may  include  this  Agreement,  and  that,  on the  basis  of such  an  examination,  conducted substantially in the uniform single audit program for mortgage  bankers,  such firm is of the opinion that the Company's  servicing has been conducted in compliance with the agreements  examined  pursuant to this Section 6.05,  except for (i) such exceptions as such firm shall believe to be immaterial,  and (ii) such other  exceptions as shall be set forth in such statement.  Such statement shall contain no restrictions  or limitations on its use.  Copies of such statement  shall be provided by the Company to the Purchaser.  In addition, on an annual basis, Company shall provide Purchaser with copies of its audited financial statements.

         Failure of the Company to timely  comply with this  Section 6.05 shall be deemed an Event of Default,  automatically,  without notice and without any cure period,  and Purchaser  may, in addition to whatever  rights the Purchaser may have under Sections 3.03 and
8.01 and at law or equity  or to  damages,  including  injunctive  relief  and  specific  performance,  terminate  all the  rights  and obligations of the Company under this  Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the
Company for the same, as provided in Section 9.01.  Such  termination  shall be considered with cause pursuant to Section 10.01 of this
Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         Section 6.06      Purchaser's Right to Examine Company Records.

         The Purchaser  shall have the right to examine and audit upon  reasonable  notice to the Company,  during business hours or at such other times as might be reasonable  under  applicable  circumstances,  any and all of the books,  records,  documentation or other information  of the Company,  or held by another for the Company or on its behalf or  otherwise,  which relates to the  performance  or observance by the Company of the terms, covenants or conditions of this Agreement.

         The  Company  shall  provide  to the  Purchaser  and any  supervisory  agents or  examiners  representing  a state or  federal governmental agency having jurisdiction over the Purchaser,  including but not limited to OTS, FDIC and other similar entities,  access to any  documentation  regarding  the  Mortgage  Loans in the  possession  of the  Company  which  may be  required  by any  applicable regulations.  Such access shall be afforded without charge,  upon reasonable  request,  during normal business hours and at the offices of the Company, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

                                                              ARTICLE VII

                                                  REPORTS TO BE PREPARED BY SERVICER

         Section 7.01      Company Shall Provide Information as Reasonably Required.

         The Company  shall  furnish to the Purchaser  during the term of this  Agreement,  such  periodic,  special or other  reports, information or documentation,  whether or not provided for herein,  as shall be necessary,  reasonable or appropriate in respect to the
Purchaser,  or otherwise in respect to the Mortgage  Loans and the  performance  of the Company  under this  Agreement,  including  any reports,  information  or  documentation  reasonably  required to comply  with any  regulations  regarding  any  supervisory  agents or examiners of the Purchaser all such reports or information  to be as provided by and in accordance  with such  applicable  instructions and  directions as the Purchaser may  reasonably  request in relation to this  Agreement or the  performance  of the Company under this
Agreement.  The Company  agrees to execute and deliver all such  instruments  and take all such action as the  Purchaser,  from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

         In  connection  with  marketing the Mortgage  Loans,  the Purchaser  may make  available to a  prospective  purchaser  audited financial  statements of the Company for the most recently  completed two (2) fiscal years for which such statements are available,  as well as a  Consolidated  Statement of Condition at the end of the last two (2) fiscal years  covered by any  Consolidated  Statement of
Operations.  If it has not already done so, the Company shall furnish  promptly to the Purchaser or a prospective  purchaser  copies of the statements specified above.

         The Company  shall make  reasonably  available to the  Purchaser or any  prospective  Purchaser a  knowledgeable  financial or accounting officer for the purpose of answering  questions and to permit any prospective  purchaser to inspect the Company’s  servicing facilities for the purpose of satisfying such  prospective  purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                                             ARTICLE VIII

                                                             THE SERVICER

         Section 8.01      Indemnification; Third Party Claims.

         The Company agrees to indemnify the Purchaser and hold it harmless  against any and all claims,  losses,  damages,  penalties, fines,  forfeitures,  legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants,  and  agreements  to service the Mortgage Loans in strict  compliance  with the terms of this  Agreement.  The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the Purchaser  may sustain in any way related to the breach of a  representation  or warranty set forth in Sections  3.01 or 3.02 of this  Agreement  or in any way related to the alleged  breach of any  representation  or warranty in
Sections 3.01 or 3.02 of this Agreement  related to compliance  with all  applicable  laws.  The Company shall  immediately  notify the
Purchaser if a claim is made by a third party against  Company with respect to this Agreement or the Mortgage  Loans,  assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees, whether or not such claim is settled  prior to judgment,  and promptly  pay,  discharge and satisfy any judgment or decree which may be entered against it or the  Purchaser in respect of such claim.  The Company shall follow any written  instructions  received from the Purchaser in connection with such claim.  The Purchaser shall promptly  reimburse the Company for all amounts  advanced by it pursuant to the two preceding  sentences  except when the claim  relates to the failure of the Company to service and  administer  the  Mortgages in strict compliance  with the terms of this  Agreement,  the breach of  representation  or warranty set forth in Sections  3.01 or 3.02,  or the gross negligence,  bad faith or willful  misconduct of Company.  The provisions of this Section 8.01 shall survive  termination of this
Agreement.

         Section 8.02      Merger or Consolidation of the Company.

         The Company will keep in full effect its  existence,  rights and  franchises as a  corporation  under the laws of the state of its incorporation  except as permitted herein,  and will obtain and preserve its qualification to do business as a foreign  corporation in each  jurisdiction  in which such  qualification  is or shall be  necessary  to protect  the  validity  and  enforceability  of this
Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or consolidated,  or any corporation resulting from any merger,  conversion or consolidation  to which the Company shall be a party,  or any Person  succeeding to the business of the Company  whether or not related to loan  servicing,  shall be the successor of the Company  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however, that the successor or surviving  Person  shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved  mortgagee whose primary  business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

         Section 8.03      Limitation on Liability of the Company and Others.

         Neither  the  Company  nor any of the  officers,  employees  or agents of the  Company  shall be under  any  liability  to the
Purchaser  for any action  taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in  judgment  made in good  faith;  provided,  however,  that this  provision  shall not  protect the Company or any such person against any breach of warranties or  representations  made herein,  or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement,  or any liability which would otherwise be imposed by reason of negligence,  bad faith or willful  misconduct,  or any breach of the terms and conditions of this  Agreement.  The Company and any officer,  employee or agent of the  Company  may rely in good faith on any  document  of any kind  prima  facie  properly  executed  and  submitted  by the  Purchaser respecting any matters  arising  hereunder.  The Company shall not be under any obligation to appear in,  prosecute or defend any legal action  which is not  incidental  to its duties to service  the  Mortgage  Loans in  accordance  with this  Agreement  and which in its reasonable  opinion may involve it in any expenses or  liability;  provided,  however,  that the Company  may,  with the consent of the
Purchaser,  undertake any such action which it may deem  necessary or desirable in respect to this  Agreement and the rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom shall be expenses,  costs and  liabilities  for which the Purchaser will be liable,  and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company shall not assign this  Agreement or resign from the  obligations  and duties hereby imposed on it except by mutual consent  of the  Company  and the  Purchaser  or upon the  determination  that its duties  hereunder  are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.  Any such  determination  permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered to the  Purchaser  which  Opinion of Counsel shall be in form and substance  acceptable to the Purchaser.  No such resignation  shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

         Section 8.05      No Transfer of Servicing.

         With respect to the  retention of the Company to service the  Mortgage  Loans  hereunder,  the Company  acknowledges  that the
Purchaser has acted in reliance upon the Company's  independent  status,  the adequacy of its servicing  facilities,  plan,  personnel, records and  procedures,  its integrity,  reputation and financial  standing and the continuance  thereof.  Without in any way limiting the generality of this Section,  the Company shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder  or any portion  thereof,  or sell or  otherwise  dispose of all or  substantially  all of its property or assets, without the prior written  approval of the Purchaser,  which consent shall be granted or withheld in the Purchaser's  sole  discretion, but if the  purchaser  of the  Company’s  assetshas  the  qualifications  set  forth  in  Section  8.02,  then the  Purchaser  will not unreasonably withhold consent.

         Without in any way  limiting  the  generality  of this Section  8.05,  in the event that the Company  either shall assign this
Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any portion thereof without (i) satisfying the  requirements  set forth herein or (ii) the prior written  consent of the  Purchaser,  then the  Purchaser  shall have the right to terminate  this  Agreement,  without any payment of any penalty or damages and without any liability  whatsoever to the Company  (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

                                                              ARTICLE IX

                                                                DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

         (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this  Agreement which continues unremedied for a period of one (1) Business Day; or

         (ii)  failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or agreements on the part of the Company set forth in this  Agreement  which  continues  unremedied for a period of thirty (30) days after the date on which  written  notice of such  failure,  requiring  the same to be  remedied,  shall have been given to the Company by the
Purchaser; or

         (iii) a decree  or  order  of a court or  agency  or  supervisory  authority  having  jurisdiction  for the  appointment  of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (iv) the Company shall consent to the  appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy, readjustment of debt,  marshalling of assets and liabilities or similar  proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

         (v) the Company  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization  statute, make an assignment for the benefit of its creditors,  or voluntarily suspend payment of its obligations; or

         (vi) Company  ceases to be approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer for more than thirty days; or

         (vii) the Company  attempts to assign its right to  servicing  compensation  hereunder  or the Company  attempts,  without the consent of the  Purchaser,  to sell or  otherwise  dispose of all or  substantially  all of its  property  or assets or to assign  this
Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

         (viii) the Company ceases to be (a) licensed to service first lien  residential  mortgage loans in any  jurisdiction  in which a Mortgaged  Property is located and such licensing is required,  and (b) qualified to transact  business in any jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially and adversely  affects the Company's  ability to perform its obligations hereunder; or

         (ix)   the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02.

         Then, and in each and every such case, so long as an Event of Default shall not have been remedied,  the Purchaser,  by notice in  writing to the  Company  (except  in the case of an Event of  Default  under  clauses  (iii),  (iv) or (v)  above,  in which  case, automatically  and without  notice) Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages,  including injunctive relief and specific performance,  terminate all the rights and obligations of the
Company  under this  Agreement  and in and to the Mortgage  Loans and the proceeds  thereof  without  compensating  the Company for the same.  On or after the receipt by the Company of such  written  notice (or,  in the case of an Event of Default  under  clauses  (iii),
(iv) or (v) above,  in which case,  automatically  and without  notice),  all authority and power of the Company under this  Agreement, whether with respect to the Mortgage  Loans or otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section
11.01.  Upon written  request from the  Purchaser,  the Company  shall  prepare,  execute and deliver,  any and all documents and other instruments,  place in such  successor's  possession all Mortgage  Files,  and do or accomplish  all other acts or things  necessary or appropriate  to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement or assignment of the Mortgage  Loans and related  documents,  or otherwise,  at the Company's  sole expense.  The Company  agrees to cooperate  with the
Purchaser and such successor in effecting the termination of the Company's  responsibilities and rights hereunder,  including,  without limitation,  the transfer to such  successor  for  administration  by it of all cash amounts which shall at the time be credited by the
Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written  notice any default by the Company in the  performance  of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past  default,  such default shall cease to exist,  and any Event of Default  arising therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                               ARTICLE X

                                                              TERMINATION

         Section 10.01     Termination.

         The respective  obligations  and  responsibilities  of the Company shall terminate upon: (i) the later of the final payment or other  liquidation  (or any advance with respect  thereto) of the last Mortgage Loan and the  disposition of all remaining REO Property and the  remittance  of all funds due  hereunder;  or (ii) by mutual  consent of the Company  and the  Purchaser  in writing;  or (iii)
termination  with cause under the terms of this  Agreement.  Termination  of the  Agreement  pursuant to Section 10.01 (iii) shall void
Purchaser’s  obligation  to purchase  Mortgage  Loans for which  Purchaser  has issued a  Confirmation,  commitment  confirmation  or a substantially similar commitment to purchase Mortgage Loans.

         Section 10.02     Termination Without Cause.

         The Purchaser may, at its sole option,  terminate any rights the Company may have hereunder,  without cause, upon no less than
90 days written  notice.  Any such notice of termination  shall be in writing and delivered to the Company as provided in Section 11.05 of this  Agreement.  In the event that the Company is  terminated  pursuant to this Section 10.02 without  cause,  the Purchaser  shall solicit,  by public  announcement,  bids from three  organizations  reasonably  acceptable  to the  Purchaser  for the  purchase of the servicing  functions.  Following  receipt of such bids,  the Purchaser  shall either (a)  negotiate  and effect the transfer,  sale and assignment of the Agreement to the party  submitting  the highest  satisfactory  bid, which purchase price shall be paid to the Company upon transfer of the servicing  rights and  obligations  under this Agreement to the Company’s  successor,  or (b) pay to the Company a termination  fee equal to the amount of the party  submitting the highest  satisfactory  bid.  Notwithstanding  anything  herein to the contrary,  the Purchaser shall deduct all costs and expenses of any public  announcement  and any other expenses  relating to the sale, transfer and assignment of this Agreement from the sum payable to Company pursuant to the previous sentence.

         Section 10.03     Survival.

         Termination  of this  Agreement  under  Section  10.01 or Section  10.02  shall not affect  any of the  Company’s  obligations regarding repurchase, indemnification or otherwise, all of which shall survive such termination and remain in full force and effect.

                                                              ARTICLE XI

                                                       MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to termination of Company's  responsibilities  and duties under this Agreement  pursuant to Sections 4.13,  8.04,  9.01,
10.01  (ii) or (iii),  the  Purchaser  shall (i)  succeed  to and  assume all of the  Company's  responsibilities,  rights,  duties and obligations  under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the  responsibilities,  duties and  liabilities of the Company under this Agreement prior to the termination of Company's  responsibilities,  duties and liabilities  under this Agreement.  In connection with such  appointment and assumption,  the Purchaser may make such  arrangements  for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor  shall agree. In the event that the Company's  duties,  responsibilities  and  liabilities  under this
Agreement should be terminated pursuant to the aforementioned  Sections,  the Company shall discharge such duties and  responsibilities during the period from the date it acquires  knowledge of such  termination  until the  effective  date thereof with the same degree of diligence and prudence which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever that might impair or  prejudice  the  rights  or  financial  condition  of  its  successor.  The  resignation  or  removal  of  Company  pursuant  to the aforementioned  Sections  shall not become  effective  until a successor  shall be  appointed  pursuant to this Section and shall in no event  relieve the Company of the  representations  and  warranties  made  pursuant to Sections  3.01,  3.02 and 3.03 and the  remedies available to the Purchaser  thereunder  and under Section 8.01,  it being  understood  and agreed that the  provisions of such Sections
3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such  resignation or termination of the Company,  or the termination of this Agreement.

         Any  successor  appointed as provided  herein shall  execute,  acknowledge  and deliver to the Company and to the Purchaser an instrument  accepting  such  appointment,  whereupon  such  successor  shall become fully vested with all the rights,  powers,  duties, responsibilities,  obligations  and liabilities of the Company,  with like effect as if originally  named as a party to this Agreement.
Any  termination or resignation of the Company or this  Agreement  pursuant to Section 4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

         The Company  shall  promptly  deliver to the  successor  the funds in the  Custodial  Account  and the Escrow  Account and the
Mortgage  Files and related  documents and  statements  held by it hereunder  and the Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other things all as may  reasonably  be required to more fully and  definitely vest and confirm in the successor all such rights,  powers, duties,  responsibilities,  obligations and liabilities of the Company. The successor shall make  arrangements as it may deem  appropriate to reimburse the Company for  unrecovered  Servicing  Advances which the successor  retains  hereunder  and which would  otherwise  have been  recovered by the Company  pursuant to this  Agreement but for the appointment of the successor servicer.

         Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment.

         Section 11.02     Amendment.

         This  Agreement may be amended from time to time by the Company and the Purchaser by written  agreement  signed by the Company and the Purchaser.

         Section 11.03     Recordation of Agreement.

         To the extent  permitted by applicable  law, this Agreement is subject to recordation  in all  appropriate  public offices for real property  records in all the counties or other comparable  jurisdictions  in which any of the properties  subject to the Mortgages are situated,  and in any other  appropriate  public recording  office or elsewhere,  such recordation to be effected by the Company at the  Company's  expense on  direction  of the  Purchaser  accompanied  by an opinion  of  counsel to the effect  that such  recordation materially and beneficially  affects the interest of the Purchaser or is necessary for the  administration or servicing of the Mortgage
Loans.

         Section 11.04     Governing Law.

         This  Agreement and the related Term Sheet shall be governed by and construed in accordance  with the laws of the State of New
York  except to the extent  preempted  by Federal  law.  The  obligations,  rights  and  remedies  of the  parties  hereunder  shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any  demands,  notices or other  communications  permitted  or  required  hereunder  shall be in  writing  and shall be deemed conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail,  postage  prepaid,  and  return  receipt requested or certified  mail,  return receipt  requested,  or transmitted by telex,  telegraph or telecopier and confirmed by a similar mailed writing, as follows:

         (i)      if to the Company:

                  Michael T. Stilb / Senior Vice President
                  2929 Walden Avenue
                  Depew, New York 14043

         (ii)     if to the Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ralene Ruyle
                  Telecopier No.:  (972) 444-2810

                  With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention:  Mary Haggerty
                  Telecopier No.: (212) 272-5591

or such other  address as may  hereafter  be furnished to the other party by like  notice.  Any such  demand,  notice or  communication hereunder  shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any part,  provision,  representation or warranty of this Agreement and the related Term Sheet which is prohibited or which is held to be void or unenforceable  shall be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions  hereof. Any part,  provision,  representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or  unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any  jurisdiction as to any Mortgage Loan shall not invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or  unenforceable any provision  hereof. If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the  economic  benefit  intended to be  conferred  by this  Agreement,  the parties  shall  negotiate,  in good faith,  to develop a structure the economic effect of which is nearly as possible the same as the economic  effect of this Agreement  without regard to such invalidity.

         Section 11.07     Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i)      the terms defined in this  Agreement  have the meanings  assigned to them in this  Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (ii)     accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in  accordance  with  generally accepted accounting principles;

         (iii)    references herein to "Articles", "Sections", Subsections",  "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a Subsection  without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (v)      the words  "herein",  "hereof ",  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi)     the term "include" or "including" shall mean without limitation by reason of enumeration; and

         (viii)   headings of the Articles and Sections in this  Agreement are for  reference  purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without  limitation,  (i) consents,  waivers and modifications which may hereafter be executed,  (ii) documents  received by any party at the closing,  and (iii) financial  statements,  certificates and other information previously or hereafter furnished,  may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature  photographic or other similar process.  The parties agree that any such reproduction  shall be admissible in evidence as the original  itself in any judicial or  administrative  proceeding,  whether or not the  original is in existence  and whether or not such reproduction  was made by a party in the regular course of business,  and that any  enlargement,  facsimile or further  reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each party recognizes  that, in connection with this Agreement,  it may become privy to non-public  information  regarding the financial condition,  operations and prospects of the other party. Each party agrees to keep all non-public  information  regarding the other party  strictly  confidential,  and to use all such  information  solely in order to  effectuate  the  purpose of the  Agreement, provided that each party may provide  confidential  information  to its  employees,  agents and affiliates who have a need to know such information in order to effectuate the transaction,  provided  further that such  information is identified as confidential  non-public information.  In addition,  confidential  information may be provided to a regulatory  authority with supervisory power over Purchaser, provided such information is identified as confidential non-public information.

         The Company  agrees that the Company (i) shall comply with any  applicable  laws and  regulations  regarding  the privacy and security of Consumer Information  including,  but not limited to the  Gramm-Leach-Bliley  Act, Title V, Subtitle A, 15 U.S.C. § 6801 et
seq.,  (ii) shall not use Consumer  Information in any manner  inconsistent  with any applicable  laws and  regulations  regarding the privacy and security of Consumer  Information,  (iii) shall not disclose Consumer  Information to third parties except at the specific written  direction of the  Purchaser,  (iv) shall  maintain  adequate  physical,  technical and  administrative  safeguards to protect
Consumer  Information from unauthorized  access as provided by the applicable laws and regulations,  and (v) shall immediately  notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer  Information that would have a material and adverse effect on the Purchaser.

         The Company agrees that the Company shall indemnify,  defend and hold the Purchaser harmless from and against any loss, claim or liability the Purchaser may suffer by reason of the Company's failure to perform the obligations set forth in this Section 11.10.

         Section 11.11     Recordation of Assignments of Mortgage.

         To the extent  permitted by applicable  law, each of the  Assignments  is subject to  recordation  in all  appropriate  public offices  for real  property  records  in all the  counties  or other  comparable  jurisdictions  in which  any or all of the  Mortgaged
Properties are situated,  and in any other appropriate public recording office or elsewhere,  such recordation to be effected by and at the Company’s  expense in the event  recordation  is either  necessary  under  applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment.

     The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this
Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans.  In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.  The
Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

         Section 11.13     No Partnership.

         Nothing herein contained shall be deemed or construed to create a  co-partnership  or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for Purchaser.

         Section 11.14     Signature Pages/Counterparts; Successors and Assigns.

         This Agreement and/or any Term Sheet shall be executed by each party (i) in one or more fully executed  copies,  each of which shall constitute a fully executed  original  Agreement,  and/or (ii) in counterparts  having one or more original  signatures,  and all such  counterparts  containing the original  signatures of all of the parties  hereto taken together shall  constitute a fully executed original  Agreement or Term Sheet, as applicable,  and/or (iii) by delivery of one or more original signed signature pages to the other parties hereto (x) by mail or courier,  and/or (y) by electronic  transmission,  including without limitation by telecopier,  facsimile or email of a scanned  image  (“Electronic  Transmission”),  each of which as received  shall  constitute  for all purposes an executed original  signature  page of such party.  The Purchaser may deliver a copy of this Agreement  and/or any Term Sheet,  fully executed as provided  herein,  to each other party hereto by mail and/or  courier  and/or  Electronic  Transmission,  and such copy as so delivered shall  constitute a fully executed  original  Agreement or Term Sheet,  as applicable,  superseding  any prior form of the Agreement or
Term Sheet,  as applicable,  that differs  therefrom in any respect.  This Agreement  shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successor and assigns.

         Section 11.15     Entire Agreement.

         The Company  acknowledges that no representations,  agreements or promises were made to the Company by the Purchaser or any of its employees other than those  representations,  agreements or promises  specifically  contained herein and in the  Confirmation.  The
Confirmation and this Agreement and the related Term Sheet sets forth the entire  understanding  between the parties hereto;  provided, however,  only this  Agreement and the related Term Sheet shall be binding upon all  successors  of both  parties.  In the event of any inconsistency between the Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

         Section 11.16.  No Solicitation.

         From and after the  Closing  Date,  the  Company  agrees  that it will not take any action or permit or cause any action to be taken by any of its agents or  affiliates,  to  personally,  by telephone or mail,  solicit the borrower or obligor  under any Mortgage
Loan to refinance the Mortgage  Loan, in whole or in part,  without the prior written  consent of the  Purchaser.  Notwithstanding  the foregoing,  it is  understood  and agreed that (i)  promotions  undertaken  by the Company or any  affiliate  of the Company  which are directed to the general public at large, or segments  thereof,  provided that no segment shall consist primarily of the Mortgage Loans, including,  without  limitation,  mass  mailing  based  on  commercially  acquired  mailing  lists,  newspaper,  radio  and  television advertisements  and (ii)  responses  to  unsolicited  requests or inquiries  made by a Mortgagor or an agent of a Mortgagor,  shall not constitute  solicitation  under this  Section  11.16.  This  Section  11.16 shall not be deemed to  preclude  the Company or any of its affiliates  from  soliciting  any Mortgagor  for any other  financial  products or services.  The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

         Section 11.17.  Closing.

         The closing for the purchase and sale of the Mortgage  Loans shall take place on the related  Closing Date.  The closing shall be either:  by  telephone,  confirmed  by letter or wire as the parties  shall  agree,  or  conducted  in person,  at such place as the parties shall agree.

         The closing for the  Mortgage  Loans to be purchased  on the related  Closing  Date shall be subject to each of the  following conditions:

         (a)      at least one (1)  Business  Day prior to the related  Closing  Date,  the Company  shall  deliver to the  Purchaser a magnetic  diskette,  or transmit by modem, a listing on a loan-level  basis of the information  contained in the related  Mortgage Loan
Schedule attached to the related Term Sheet;

         (b)      all of the  representations  and warranties of the Company under this Agreement  shall be materially true and correct as of the related  Closing  Date and no event  shall have  occurred  which,  with notice or the  passage of time,  would  constitute  a material default under this Agreement;

         (c)      the  Purchaser  shall have  received,  or the  Purchaser's  attorneys  shall have  received in escrow,  all documents required pursuant to this Agreement,  the related Term Sheet, an opinion of counsel and an officer's certificate,  all in such forms as are agreed upon and  acceptable to the Purchaser,  duly executed by all  signatories  other than the Purchaser as required  pursuant to the terms hereof;

         (d)      the Company shall have  delivered and released to the Purchaser (or its designee) on or prior to the related  Closing
Date all documents required pursuant to the terms of this Agreement and the related Term Sheet; and

         (e)      all other terms and  conditions  of this  Agreement,  the  related  Term Sheet and the  Confirmation  shall have been materially complied with.

         Subject to the foregoing  conditions,  the Purchaser  shall pay to the Company on the related Closing Date the Purchase Price, plus accrued  interest  pursuant to Section 2.02 of this  Agreement,  by wire transfer of  immediately  available  funds to the account designated by the Company.

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or after the related Closing
Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a
"Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)       one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

         (b)      one or  more  trusts  or  other  entities  to be  formed  as  part of one or more  pass-through  transfers  (each,  a
"Pass-Through Transfer").

         The Company  agrees to execute in  connection  with any  agreements  among the  Purchaser,  the  Company,  and any servicer in connection with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement  substantially  in the form of Exhibit D hereto,  or, at Purchaser’s  request,  a seller's  warranties and servicing  agreement or a  participation  and servicing  agreement or similar  agreement in form and substance  reasonably  acceptable to the parties,  and in connection  with a  Pass-Through  Transfer,  a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements referred to herein are designated,  the "Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater  obligations  on the part of Company than are  contained  in this  Agreement.  Notwithstanding  anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in Exhibit K hereto.

         With respect to each Whole Loan Transfer and each  Pass-Through  Transfer  entered into by the  Purchaser,  the Company agrees
(1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all  reasonable  requests and due diligence procedures;  (2) to  execute,  deliver  and  perform  all  Reconstitution  Agreements  required  by the  Purchaser;  (3) to restate the representations  and  warranties  set  forth  in  this  Agreement  as of the  settlement  or  closing  date  in  connection  with  such
Reconstitution  (each, a  "Reconstitution  Date").  In that  connection,  the Company shall provide to such servicer or issuer,  as the case  may be,  and any  other  participants  in such  Reconstitution:  (i) any  and  all  information  (including  servicing  portfolio information)  and  appropriate  verification  of  information  (including  servicing  portfolio  information)  which may be  reasonably available  to the  Company,  whether  through  letters of its auditors  and counsel or  otherwise,  as the  Purchaser or any such other participant  shall request upon  reasonable  demand;  and (ii) such  additional  representations,  warranties,  covenants,  opinions of counsel,  letters from auditors,  and certificates of public officials or officers of the Company as are reasonably  agreed upon by the
Company and the  Purchaser  or any such other  participant.  In  connection  with each  Pass-Through  Transfer,  the Company  agrees to provide reasonable and customary  indemnification to the Purchaser and its affilates for disclosure  contained in any offering document relating to the Company or its  affilates,  the Mortgage  Loans and the  underwriting  standards of the Mortgage  Loans.  The Purchaser shall be responsible for the costs relating to the delivery of such information.

         All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance with the terms of, this  Agreement  and the related Term Sheet,  and with respect  thereto  this  Agreement  and the related Term Sheet shall remain in full force and effect.

         IN WITNESS  WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their  respective  officers thereunto duly authorized as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                               Purchaser

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                   HSBC MORTGAGE CORPORATION (USA)
                                                                Company

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                               EXHIBIT A
                                                       CONTENTS OF MORTGAGE FILE

         With respect to each Mortgage  Loan,  the Mortgage File shall  include each of the following  items,  which shall be available for  inspection by the  Purchaser,  and which shall be retained by the Company in the  Servicing  File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

         1. The original  Mortgage  Note endorsed  "Pay to the order of  ____________________________________________________,  without recourse," and signed via original  signature in the name of the Company by an authorized  officer,  with all intervening  endorsements showing a  complete  chain of title from the  originator  to the  Company,  together  with any  applicable  riders.  In no event may an endorsement  be a facsimile  endorsement.  If the Mortgage  Loan was acquired by the Company in a merger,  the  endorsement  must be by
"[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage  Loan was acquired or originated by the Company while doing business under another name, the  endorsement  must be by "[Company]  formerly known as [previous  name]".  Mortgage Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

         2.       Except as  provided  below and for each  Mortgage  Loan  that is not a MERS  Mortgage  Loan,  the  original  Mortgage
(together  with a standard  adjustable  rate mortgage  rider) with evidence of recording  thereon,  or a copy thereof  certified by the public  recording  office in which such  mortgage  has been  recorded  or, if the  original  Mortgage  has not been  returned  from the applicable  public  recording  office,  a true certified copy,  certified by the Company.  With respect to each MERS Mortgage Loan, the original  Mortgage,  noting the presence of the MIN of the Mortgage Loans and either  language  indicating  that the Mortgage Loan is a
MOM Loan or if the Mortgage Loan was not a MOM Loan at  origination,  the original  Mortgage and the assignment  thereof to MERS,  with evidence of recording  indicated  thereon,  or a copy of the Mortgage  certified by the public  recording office in which such Mortgage has been recorded.

         3.       The original or certified copy, certified by the Company, of the Primary Mortgage Insurance Policy, if required.

         4.       In the case of each Mortgage  Loan that is not a MERS Mortgage  Loan,  the original  Assignment,  from the Company to
_____________________________________,  or in accordance with  Purchaser's  instructions,  which  assignment  shall, but for any blanks requested by  Purchaser,  be in form and substance  acceptable  for  recording.  If the Mortgage Loan was acquired or originated by the
Company while doing  business  under another name, the Assignment  must be by "[Company]  formerly  known as [previous  name]".  If the
Mortgage  Loan was acquired by the Company in a merger,  the  endorsement  must be by  "[Company],  successor by merger to the [name of predecessor]".  None of the Assignments are blanket assignments of mortgage.

         5.       The original policy of title insurance,  including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

         6.       In the  case  of  each  Mortgage  Loan  that is not a MERS  Mortgage  Loan,  originals  of all  recorded  intervening
Assignments,  or copies  thereof,  certified by the public  recording  office in which such  Assignments  have been recorded  showing a complete  chain of title from the originator to the Company,  with evidence of recording  thereon,  or a copy thereof  certified by the public  recording  office in which such  Assignment  has been  recorded or, if the original  Assignment  has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         7.       Originals,  or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption,  extension,  modification,  written assurance or substitution  agreements,  if applicable,  or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         8.       If the Mortgage Note or Mortgage or any other material document or instrument  relating to the Mortgage Loan has been signed by a person on behalf of the  Mortgagor,  the  original or copy of power of attorney or other  instrument  that  authorized  and empowered such person to sign bearing evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction where the Mortgaged  Property is located,  or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original  instrument has not been returned from the applicable  public  recording  office,  a true certified  copy, certified by the Company.

         9.       reserved.

         10.      Mortgage Loan closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate  settlement  procedure forms required by law.

         11.      Residential loan application.

         12.      Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

         13.      Credit report on the mortgagor.

         14.      Business credit report, if applicable.

         15.      Residential appraisal report and attachments thereto.

         16.      The original of any guarantee executed in connection with the Mortgage Note.

         17.      Verification of employment and income except for Mortgage Loans  originated  under a limited  documentation  program, all in accordance with Company's underwriting guidelines.

         18.      Verification of acceptable evidence of source and amount of down payment,  in accordance with Company's  underwriting guidelines.

         19.      Photograph of the Mortgaged Property (may be part of appraisal).

         20.      Survey of the Mortgaged Property, if any.

         21.      Sales contract, if applicable.

         22.      If available, termite report, structural engineer’s report, water portability and septic certification.

         23.      Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

         24.      Name affidavit, if applicable.

         Notwithstanding  anything  to the  contrary  herein,  Company  may  provide  one  certificate  for all of the  Mortgage  Loans indicating that the documents were delivered for recording.

         (B)      With  respect to each Co-op Loan,  as  applicable  and as required by the  applicable  laws of the state in which the related  Cooperative  apartment is located,  copies of: (A) the proprietary  lease, (B) the security  agreement,  (C) the assignment of the proprietary  lease, with all intervening  assignments  showing a complete chain of title and an assignment  thereof by such Seller,
(D) the original stock  certificate  evidencing  the ownership of the  Cooperative  apartment  endorsed or accompanied by a stock power relating  to such stock  certificate  executed  in blank,  (E) a  recognition  agreement  in form  approved  by  Seller’s  underwriting guidelines,  in  substantially  the same form as the  standard  “AZTECH”  form,  (F)  copies of the  financing  statement  filed by the applicable  Company as secured party and, if applicable,  a filed UCC-3 assignment of the subject security  interest showing a complete chain of title,  together with an executed UCC-3  Assignment of such security  interest by the Company in a form sufficient for filing, and (G) such other  documents as are necessary for the  perfection of a lien against the related Co-op Loan ownership  interests  under applicable law.

                                                               EXHIBIT B

                                                  CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                         ______________, 2002

To:      [_______________________]
         (the "Depository")

         As "Company" under the Purchase,  Warranties and Servicing  Agreement,  dated as of May 1, 2001 Adjustable Rate Mortgage Loans
(the  "Agreement"),  we hereby  authorize and request you to establish an account,  as a Custodial  Account pursuant to Section 4.04 of the Agreement, to be designated as  "[______________________________________],  in trust for the [Purchaser],  Owner of Adjustable Rate
Mortgage  Loans".  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                              [__________________________]

By:____________________________

Name:__________________________

Title:_________________________

         The  undersigned,  as  "Depository",  hereby  certifies that the above described  account has been  established  under Account
Number  [__________],  at the office of the depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit  Insurance
Corporation through the Bank Insurance Fund or the Savings Association  Insurance Fund or will be invested in Permitted  Investments as defined in the Agreement.

                                                     HSBC MORTGAGE CORPORATION (USA)
By:____________________________

Name:__________________________

Title:_________________________

                                                               EXHIBIT C

                                                    ESCROW ACCOUNT LETTER AGREEMENT
                                                          _____________, 2002

To:      [_______________________]
         (the "Depository")

         As “Company”  under the Purchase  Warranties and Servicing  Agreement,  dated as of May 1, 2001 Adjustable Rate Mortgage Loans
(the  "Agreement"),  we hereby authorize and request you to establish an account,  as an Escrow Account pursuant to Section 4.06 of the
Agreement, to be designated as  "[__________________________],  in trust for the [Purchaser],  Owner of Adjustable Rate Mortgage Loans,
and various  Mortgagors."  All deposits in the account  shall be subject to withdrawal  therefrom by order signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                            HSBC MORTGAGE CORPORATION (USA)

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

         The  undersigned,  as  "Depository",  hereby  certifies that the above described  account has been  established  under Account
Number  __________,  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit  Insurance
Corporation through the Bank Insurance Fund or the Savings Association  Insurance Fund or will be invested in Permitted  Investments as defined in the Agreement.

                                            [______________________]

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                               EXHIBIT D

                                       FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is a Purchase, Assignment, Assumption and Recognition Agreement (this “PAAR Agreement”) made as of  __________, 200__, among EMC Mortgage Corporation (the “Assignor”), ___________________ (the “Assignee”), and HSBC Mortgage Corporation (USA) (the
“Company”).

         In  consideration of the mutual promises  contained  herein the parties hereto agree that the residential  mortgage loans (the
“Assigned  Loans”) listed on Attachment 1 annexed  hereto (the  "Assigned Loan  Schedule") now serviced by Company for Assignor and its successors and assigns  pursuant to the Purchase,  Warranties and Servicing  Agreement,  dated as of May 1, 2002,  between Assignor and
Company  (the  “Purchase  Agreement”)  shall be  subject to the terms of this PAAR  Agreement.  Capitalized  terms used  herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                                                  Purchase, Assignment and Assumption

         1.       Assignor  hereby  grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor in the
Assigned  Loans  and,  as they  relate to the  Assigned  Loans,  all of its right,  title and  interest  in, to and under the  Purchase
Agreement.

         2.       Simultaneously  with the execution  hereof,  (i) Assignee shall pay to Assignor the “Funding  Amount” as set forth in that certain letter agreement,  dated as of _________ ____, between Assignee and Assignor (the  “Confirmation”)  and (ii) Assignor,  at
its expense,  shall have caused to be delivered to Assignee or its designee the Mortgage  File for each  Assigned Loan in Assignor's or its  custodian's  possession,  as set forth in the Purchase  Agreement,  along with,  for each  Assigned  Loan, an  endorsement  of the
Mortgage Note from the applicable  Company,  in blank, and an assignment of mortgage in recordable form from the applicable Company, in blank.  Assignee  shall pay the Funding Amount by wire transfer of immediately  available  funds to the account  specified by Assignor.
Assignee shall be entitled to all scheduled  payments due on the Assigned Loans after ___________,  200__ and all unscheduled  payments or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

                                               Representations, Warranties and Covenants

         3.       Assignor warrants and represents to Assignee and Company as of the date hereof:

         (a)      Attached  hereto as Attachment 2 is a true and accurate copy of the Purchase  Agreement,  which  agreement is in full force and effect as of the date hereof and the  provisions of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

         (b)      Assignor is the lawful owner of the Assigned  Loans with full right to transfer the Assigned Loans and any and all of its interests,  rights and obligations  under the Purchase  Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances;  and upon the transfer of the Assigned Loans to Assignee as contemplated herein,  Assignee shall have good title to each and every  Assigned  Loan,  as well as any and all of Assignee’s  interests,  rights and  obligations  under the Purchase
Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

         (c)      There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the
Purchase Agreement;

         (d)      Assignor  has no  knowledge  of, and has not  received  notice of, any waivers  under,  or any  modification  of, any
Assigned Loan;

         (e)      Assignor  is duly  organized,  validly  existing  and in good  standing  under  the laws of the  jurisdiction  of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

         (f)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR
Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR
Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which
Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignor.  This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (g)      No consent,  approval,  order or authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be  obtained  or made by  Assignor in  connection  with the  execution,  delivery or  performance  by Assignor of this PAAR
Agreement, or the consummation by it of the transactions contemplated hereby; and

         (h)      Neither  Assignor  nor anyone  acting on its behalf has  offered,  transferred,  pledged,  sold or  otherwise  disposed of the
Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned  Loans,  or any  interest in the Assigned  Loans or otherwise  approached  or  negotiated  with respect to the Assigned
Loans,  or any  interest in the  Assigned  Loans with any Person in any manner,  or made any general  solicitation  by means of general advertising or in any other manner,  or taken any other action which would  constitute a  distribution  of the Assigned Loans under the
Securities  Act of 1933,  as amended  (the “1933 Act”) or which would  render the  disposition  of the  Assigned  Loans a violation  of
Section 5 of the 1933 Act or require registration pursuant thereto.

          4.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

         (a)      Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

         (b)      Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR
Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR
Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which
Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any  governmental entity is required to be obtained or made by Assignee in connection  with the  execution,  delivery or  performance by Assignee of this
PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

         (d)      Assignee agrees to be bound as “Purchaser” by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and
Company all of Assignor's obligations as “Purchaser” thereunder but solely with respect to such Assigned Loans.

         5.       Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

         (a)      Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Company  is duly  organized,  validly  existing  and in good  standing  under  the  laws of the  jurisdiction  of its incorporation,  and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations  under the Purchase Agreement;

         (c)      Company has full corporate  power and authority to execute,  deliver and perform its  obligations  under this PAAR  Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this PAAR
                  Agreement is in the ordinary  course of Company’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions  or provisions of Company’s  charter or by-laws or any legal  restriction,  or any material agreement or instrument  to which  Company is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which  Company or its  property is  subject.  The  execution, delivery  and  performance  by  Company  of this  PAAR  Agreement  and  the  consummation  by it of the  transactions contemplated  hereby,  have been duly  authorized by all  necessary  corporate  action on part of Company.  This PAAR
                  Agreement has been duly executed and delivered by Company,  and, upon the due  authorization,  execution and delivery by Assignor and Assignee,  will constitute the valid and legally binding obligation of Company,  enforceable  against
                  Company  in  accordance  with its terms  except as  enforceability  may be  limited  by  bankruptcy,  reorganization, insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

        (d)       No consent,  approval,  order or authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignee in connection  with the execution,  delivery or performance by Company of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

        (e)       No event has occurred  from the Closing Date to the date hereof which would render the  representations  and  warranties as to the related  Assigned  Loans made by the Company in Sections 3.01 and 3.02 of the Purchase  Agreement to be untrue in any material respect.

                  Recognition of Assignee

         6.       From and after the date hereof,  Company shall recognize Assignee as owner of the Assigned Loans and will service the
Assigned  Loans in  accordance  with the Purchase  Agreement.  It is the  intention of  Assignor,  Company and Assignee  that this PAAR
Agreement  shall be binding upon and for the benefit of the respective  successors and assigns of the parties  hereto.  Neither Company nor  Assignor  shall amend or agree to amend,  modify,  waiver,  or  otherwise  alter any of the terms or  provisions  of the  Purchase
Agreement  which  amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned  Loans without the prior written consent of Assignee.

                  Miscellaneous

         7.       All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this PAAR
Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         (a)      In the case of Company:
                  HSBC MORTGAGE CORPORATION (USA)
                           Lori Miller / Senior Vice President
                  2929 Walden Avenue
                  Depew, New York 14043

                  With a copy to:

         (b)      In the case of Assignor:
                  [Name and address]

         (c)      In the case of Assignee:
                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ralene Ruyle
                  Telecopier No.:  (972) 444-2810

                  with a copy  to:
                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: ___________
                  Telecopier No.:  (212) 272-____

         8.  Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

         9.       This PAAR  Agreement  shall be  construed in  accordance  with the laws of the State of New York,  without  regard to conflicts of law principles,  and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         10.      No term or  provision  of this PAAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         11.      This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further writing,  be deemed
Assignor, Assignee or Company, respectively, hereunder.

         12.      This PAAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the Purchase  Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

         13.      This PAAR Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         14.      In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR
Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

                                            [Modification of Purchase Agreement

         15.      The Company and Assignor hereby amend the Purchase Agreement as follows:

         (a)      The following definitions are added to Section 1.01 of the Purchase Agreement:

         Securities Administrator:  ________________________

         Supplemental PMI Insurer:  ________________________

         Supplemental PMI Policy:   The primary  guarantee  insurance policy of the Supplemental PMI Insurer attached hereto as Exhibit
         J, or any successor Supplemental PMI Policy given to the Servicer by the Assignee.

         Trustee:          ________________________

         (b)      The following definition is amended and restated:

         Insurance Proceeds:        Proceeds of any Primary Mortgage  Insurance Policy,  the Supplemental PMI Policy, any title policy, any hazard  insurance  policy or any other  insurance  policy  covering a Mortgage Loan or other related  Mortgaged  Property, including any amounts required to be deposited in the Custodial  Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the  restoration of the related  Mortgaged  Property or released to the Mortgagor in accordance  with
         Accepted Servicing Practices.

         (c)      The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

         “In  connection  with its  activities  as servicer,  the Company  agrees to prepare and  present,  on behalf of itself and the
Purchaser,  claims to the  Supplemental  PMI Insurer with  respect to the  Supplemental  PMI Policy and, in this  regard,  to take such action as shall be necessary to permit recovery under any Supplemental  PMI Policy  respecting a defaulted  Mortgage Loan.  Pursuant to
Section 4.04,  any amounts  collected by the Company  under any  Supplemental  PMI Policy shall be deposited in the Custodial  Account, subject to withdrawal pursuant to Section 4.05.

         In  accordance  with the  Supplemental  PMI Policy,  the Company shall  provide to the  Supplemental  PMI Insurer any required information regarding the Mortgage Loans.

         The  Company  shall  provide to the  [Securities  Administrator]  on a monthly  basis via  computer  tape,  or other  mutually acceptable format, the unpaid principal balance,  insurer certificate number,  lender loan number, and premium due the Supplemental PMI
Insurer for each Mortgage Loan covered by the  Supplemental  PMI Policy.  In addition,  the Company  agrees to forward to the Purchaser and the  [Securities  Administrator]  any  statements  or other  reports  given by the  Supplemental  PMI  Insurer to the  Servicer  in
connection with a claim under the Supplemental PMI Policy.”

         (d)      Clause (vi) of Section 6.1 is amended to read as follows:

         “Company  ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer eligibility requirements of the Supplemental PMI Insurer; or”]

         IN WITNESS WHEREOF, the parties hereto have executed this PAAR Agreement as of the day and year first above written.

                                                              EMC MORTGAGE CORPORATION
                                                              Assignor

                                                              By:
                                                              Name:
                                                              Title:

                                                              _______________________________
                                                              Assignee

                                                              By:
                                                              Name:
                                                              Title:

                                                              HSBC MORTGAGE CORPORATION (USA)
                                                              Company

                                                              By:
                                                              Name:
                                                              Title:

                                                             ATTACHMENT 1

                                                        ASSIGNED LOAN SCHEDULE

                                                             ATTACHMENT 2

                                             PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                               EXHIBIT E

                                                         FORM OF TRIAL BALANCE

                                                               EXHIBIT G

                                             REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:      Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing  Agreement (the "Agreement")  between the Company and the Purchaser,  the undersigned hereby  certifies that he or she is an officer of the Company  requesting  release of the documents for the reason specified below. The undersigned further certifies that:

(Check one of the items below)

_____    On  _________________,  the above captioned  mortgage loan was paid in full or that the Company has been notified that payment in full has been or will be  escrowed.  The Company  hereby  certifies  that all amounts  with  respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____    The above captioned loan is being  repurchased  pursuant to the terms of the Agreement.  The Company hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____    The above  captioned  loan is being  placed in  foreclosure  and the  original  documents  are  required  to proceed  with the foreclosure action.  The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____    Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

         Based on this  certification  and the  indemnities  provided for in the Agreement,  please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
         Title

Send documents to:         _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

         Purchaser hereby  acknowledges that all original documents  previously released on the above captioned mortgage loan have been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

                                                              EXHIBIT H

                                                   COMPANY’S UNDERWRITING GUIDELINES

                                                               EXHIBIT I

                                                              TERM SHEET

         This TERM SHEET (the "Term Sheet") dated  _____________,  between HSBC Mortgage  Corporation  (USA),  a Delaware  corporation, located at 2929 Walden Avenue, Depew, New York 14043 (the “Company”) and EMC Mortgage Corporation,  a Delaware corporation,  located at
Mac Arthur  Ridge II, 909 Hidden  Ridge Drive,  Suite 200,  Irving,  Texas 75038 (the  "Purchaser")  is made  pursuant to the terms and conditions of that certain  Purchase,  Warranties  and  Servicing  Agreement  (the  "Agreement")  dated as of May 1, 2002,  between the
Company  and the  Purchaser,  the  provisions  of which  are  incorporated  herein as if set forth in full  herein,  as such  terms and conditions may be modified or supplemented  hereby.  All initially  capitalized  terms used herein unless otherwise  defined shall have the meanings ascribed thereto in the Agreement.

         The Purchaser  hereby  purchases from the Company and the Company hereby sells to the Purchaser,  all of the Company’s  right, title and interest in and to the Mortgage Loans  described on the Mortgage Loan Schedule  annexed hereto as Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement,  as same may be supplemented or modified  hereby.  Hereinafter, the Company shall service the Mortgage  Loans for the benefit of the Purchaser and all  subsequent  transferees  of the Mortgage  Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.       Definitions

         For  purposes of the Mortgage  Loans to be sold  pursuant to this Term Sheet,  the  following  terms shall have the  following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Purchase Price Percentage:

Servicing Fee Rate:

         Except as modified herein, Section 8.01 of the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                    HSBC MORTGAGE CORPORATION (USA)

                                    By:
                                    Name:
                                    Title:

                                    EMC MORTGAGE CORPORATION

                                    By:
                                    Name:
                                    Title:

                                                              SCHEDULE I

                                                        MORTGAGE LOAN SCHEDULE

                                                               EXHIBIT J

                                                               [RESERVED]

                                                                EXHIBIT K

                                                      COMPANY’S OBLIGATIONS IN CONNECTION
                                                         WITH A RECONSTITUTION

o        The Company shall (i) possess the ability to service into a securitization; (ii) service on a “Scheduled/Scheduled”
         reporting basis (advancing through the liquidation of an REO Property), (iii) make compensating interest payments on payoffs and curtailments and (iv) remit and report to a master servicer in format acceptable to such master servicer by the 18th calendar day of each month, unless otherwise provided in the securitization documents.

o        The Company shall provide an acceptable annual certification (officer’s certificate) to the master servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e.
         the annual statement as to compliance/annual independent certified public accountants’ servicing report due by March 15 of each year).

o        The Company shall allow for the Purchaser, the master servicer or their designee to perform a review of audited financials and net worth of the Company.

o        The Company shall provide a Uniform Single Attestation Program certificate and Management Assertion as requested by the master servicer or the Purchaser.

o        The Company shall provide information on each Custodial Account as requested by the master servicer or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

o        The Company shall maintain its servicing system in accordance with the requirements of the master servicer.

                                                           AMENDMENT REG AB
                                          TO THE SELLER’S WARRANTIES AND SERVICING AGREEMENT

                  This is  Amendment  Reg AB (the  “Amendment  Reg AB”),  dated as of  November 7, 2005,  by and  between EMC  Mortgage
Corporation  (the“Purchaser”),  and HSBC Mortgage  Corporation  (USA) (the  “Company”) to that certain  Amended and Restated  Purchase,
Warranties and Servicing Agreement,  dated as of September 1, 2005 by and between the Company and the Purchaser, (as amended,  modified or supplemented, the “Existing Agreement”).

                                                              WITNESSETH

                  WHEREAS,  the Company and the Purchaser  have agreed,  subject to the terms and  conditions of this  Amendment Reg AB that the Existing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Agreement.

                  Accordingly,  the  Company and the  Purchaser  hereby  agree,  in  consideration  of the mutual  premises  and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1._______Capitalized  terms used herein but not  otherwise  defined  shall have the meanings set forth in the Existing  Agreement.  The
         Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

                  Commission: The United States Securities and Exchange Commission.

                  Company Information: As defined in Section 2(g)(i)(A)(1).

                  Depositor:  With respect to any Securitization Transaction, the Person identified in writing to the Company by the
                  Purchaser as depositor for such Securitization Transaction.

                  Exchange Act.  The Securities Exchange Act of 1934, as amended.

                  Master Servicer:  With respect to any  Securitization  Transaction,  the “master  servicer,” if an, identified in the related transaction documents.

                  Qualified  Correspondent:  Any Person from which the Company  purchased  Mortgage Loans,  provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated  pursuant to an agreement  between the Company and such Person that  contemplated  that such Person would  underwrite  mortgage loans from time to time, for sale to the
                  Company,  in  accordance  with  underwriting  guidelines  designated  by the  Company  (“Designated  Guidelines”)  or guidelines  that do not vary  materially  from such  Designated  Guidelines:  (ii) such  Mortgage  Loans were in fact underwritten  as described  in clause (i) above and were  acquired by the Company  within 180 days after  origination
                  (except that 1% of the Mortgage Loans in any  securitization may be within 240 days); (iii) either (x) the Designated
                  Guidelines were, at the time such Mortgage Loans were originated,  used by the Company in the origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated  Guidelines were, at the time such Mortgage Loans were  underwritten,  designated by the Company on a consistent  basis for use by lenders in  originating  mortgage  loans to be  purchased  by the Company;  and (iv) the Company  employed,  at the time such
                  Mortgage Loans were acquired by the Company  pre-purchase or post-purchase  quality  assurance  procedures (which may involve,  among other  things,  review of a sample of mortgage  loans  purchased  during a particular  time period or through particular  channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

                  Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

                  Reconstitution  Agreement:  An agreement or agreements  entered into by the Company and the Purchaser  and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans.

                  Regulation AB: Subpart 229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.  §§229.1100-229.1123,  as such may be amended from time to time, and subject to such  clarification and  interpretation as have been provided by the
                  Commission in the adopting release (Asset-Backed Securities,  Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506,
                  1,531 (Jan. 7, 2005)) or by the staff of the  Commission,  or as may be provided by the  Commission or its staff from time to time.

                  Securities Act: The federal Securities Act of 1933, as amended.

                  Securitization  Transaction:  Any  transaction  involving  either (1) a sale or other  transfer of some or all of the
                  Mortgage  Loans  directly or indirectly  to an issuing  entity (as defined in  Regulation  AB) in connection  with an issuance of publicly offered or privately placed, rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

                  Servicer:  As defined in Section 2(f)(iii).

                  Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

                  Static Pool Information: Information set forth in Item 1105(a) and 1105(c) of Regulation AB.

                  Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as
                  “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans pursuant to a Reconstitution Agreement but performs one or more discrete functions identified in Item 1122(d) of
                  Regulation AB with respect to Mortgage Loans (serviced by the Company under a Reconstitution Agreement) under the direction or authority of the Company or a Subservicer.

                  Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company (as servicer  under a  Reconstitution
                  Agreement) or any Subservicer and is responsible for the  performance  (whether  directly or through  Subservicers or
                  Subcontractors) of a substantial  portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

                  Third Party Originator:  Each Person, other than a Qualified  Correspondent,  that originated Mortgage Loans acquired by the Company.

                  Whole  Loan  Transfer:  Any sale or  transfer  of some or all of the  Mortgage  Loans,  other  than a  Securitization
                  Transaction.

2.       The  Purchaser and the Company agree that the Existing  Agreement is hereby  amended by adding the following  provisions as an addendum:

(a)      (i)      The Company hereby represents to the Purchaser,  to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser,  any Master Servicer or any Depositor under Section 2(f) that, except as  disclosed  in writing to the  Purchaser,  such Master  Servicer  or such  Depositor  prior to such date:  (i) the
                  Company  is not  aware  and has not  received  notice  that any  default,  early  amortization  or other  performance triggering event has occurred as to any other  securitization  due to any act or failure to act of the Company;  (ii)
                  the Company has not been  terminated  as servicer in a  residential  mortgage  loan  securitization,  either due to a servicing default or to application of a servicing performance test or trigger;  (iii) no material noncompliance with the applicable  servicing criteria with respect to other  securitizations of residential mortgage loans involving the
                  Company as servicer  has been  disclosed  or  reported by the  Company;  (iv) no  material  changes to the  Company’s policies  or  procedures  with  respect to the  servicing  function  it will  perform  under this  Agreement  and any
                  Reconstitution  Agreement  for  mortgage  loans of a type  similar to the  Mortgage  Loans have  occurred  during the three-year  period  immediately  preceding the related  Securitization  Transaction;  (v) there are no aspects of the
                  Company’s  financial  condition that could have a material  adverse  effect on the  performance by the Company of its servicing  obligations  under this  Agreement or any  Reconstitution  Agreement;  (vi) there are no material legal or governmental  proceedings  pending  (or  known to be  contemplated)  against  the  Company,  any  Subservicer  or any
                  Third-Party  Originator  of a type  identified in Item 1117 of  Regulation  AB; and (vii) there are no  affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party  Originator with respect to any Securitization  Transaction and any party thereto identified by the related Depositor of a type described in Item
                  1119 of Regulation AB.

                  (ii)     If so requested by the  Purchaser,  any Master  Servicer or any Depositor on any date  following the date on which  information is first provided to the Purchaser,  any Master  Servicer or any Depositor under Section 2(f), the
                  Company  shall  within  five  Business  Days,  following  such  request,  to confirm in writing  the  accuracy of the representations  and  warranties  set forth in  paragraph  (i) of this  Section  or, if any such  representation  and warranty is not accurate as of the date of such  request,  provide  reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

(b)      The  Company  shall use its  reasonable  best  efforts  on or before  March 1, but in no event  later  than  March 15, of each calendar year, commencing in 2007, to deliver to the Purchaser,  any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser,  and Master Servicer and such Depositor and signed by an authorized officer of the Company,  to the effect that (i) a review of the Company’s  activities during the immediately  preceding calendar year (or applicable  portion thereof) and of its performance  under this Agreement and any applicable  Reconstitution
                  Agreement during such period has been made under such officer’s  supervision,  and (ii) to the best of such officers’
                  knowledge,  based on such review,  the Company has  fulfilled  all of its  obligations  under this  Agreement and any applicable  Reconstitution  Agreement in all material respects  throughout such calendar year (or applicable  portion thereof)  or, if there has been a failure  to fulfill  any such  obligation  in any  material  respect,  specifically identifying each such failure known to such officer and the nature and the status thereof.

(c)      (i)      The Company shall use its reasonable  best efforts on or before March 1, but in no event later than March 15, of each calendar year, commencing in 2007 to:

                                     (A)    Deliver to the Purchaser, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the
                           Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such
                           report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the
                           Company, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser at the time of any Securitization  Transaction;

                                     (B)    deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of
                           Regulation S-X under the Securities Act and the Exchange Act;

                                     (C)    cause each Subservicer and each Subcontractor determined by the Company pursuant to
                           Section 2(e)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of
                           Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser, and Master Servicer and any
                           Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i)
                           and (ii) of this Section 2(c); and

                                     (D)    deliver and cause each Subservicer and Subcontractor described in clause (c) to provide , to the Purchaser, and Master Servicer, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the
                           Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification signed by the appropriate officer of the company in the form attached hereto as Exhibit A.

                           The Company acknowledges that the parties identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the
                  Commission.

                           (ii)     Each assessment of compliance provided by a Subservicer pursuant to Section 2(c)(i)(A) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 2(c)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(e).

(d)      [Reserved]

(e)      The Company  shall not hire or otherwise  utilize the services of any  Subservicer  to fulfill any of the  obligations  of the
                  Company as servicer  under this  Agreement  or any  Reconstitution  Agreement  unless the Company  complies  with the provisions  of clause (i) of this  Section.  The Company  shall not hire or  otherwise  utilize  the  services of any
                  Subcontractor,  and shall not permit any Subservicer to hire or otherwise utilize the services of any  Subcontractor, to fulfill any of the  obligations of the Company as servicer under this  Agreement or any  Reconstitution  Agreement unless the Company complies with the provisions of 2(e)(ii) of this Section.

(i)      It shall not be necessary for the Company to seek the consent of the  Purchaser,  any Master  Servicer or any Depositor to the
                  utilization of any  Subservicer.  The Company shall cause any Subservicer used by the Company (or by any Subservicer)
                  for the benefit of the Purchaser  and any  Depositor to comply with the  provisions of this Section and with Sections
                  2(a),  2(b), 2(c),  2(f)(iii),  2(f)(v) and 2(g) of this Agreement to the same extent as if such Subservicer were the
                  Company,  and to provide the information  required with respect to such  Subservicer  under Section  2(f)(iv) of this
                  Agreement.  The Company shall be responsible for obtaining from each  Subservicer and delivering to the Purchaser and any Depositor any servicer compliance  statement required to be delivered by such Subservicer under Section 2(b), any assessment of compliance  and  attestation  required to be delivered by such  Subservicer  under Section 2(c) and any certification  required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(c) as and when required to be delivered.

(ii)     It shall not be necessary  for the Company to seek the consent of the  Purchaser or any  Depositor to the  utilization  of any
                  Subcontractor.  The Company shall  promptly upon request  provide to the Purchaser and any Depositor (or any designee of the Depositor,  such as any Master  Servicer or an  administrator)  a written  description  (in form and substance satisfactory  to the  Purchaser,  such  Depositor  and  such  Master  Servicer)  of the  role  and  function  of each
                  Subcontractor  utilized by the Company or any  Subservicer,  specifying (A) the identity of each such  Subcontractor,
                  (B) which (if any) of such  Subcontractors  are  Participating  Entities,  and (C) which  elements  of the  Servicing
                  Criteria will be addressed in assessments of compliance provided by each Subcontractor  identified pursuant to clause
                  (B) of this paragraph.

                  As a condition to the utilization of any Subcontractor  determined to be  “participating  in the servicing  function”
                  within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor used by the Company
                  (or by any  Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections
                  2(c) and 2(g) of this Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be responsible  for obtaining from each  Subcontractor  and delivering to the Purchaser and any Depositor any assessment of compliance and  attestation  and the other  certifications  required to be delivered by such  Subservicer and such
                  Subcontractor under Section 2(c), in each case as and when required to be delivered.

(f)      In connection with any  Securitization  Transaction  the Company shall (1) within five Business Days following  request by the
         Purchaser or any  Depositor,  to provide to the  Purchaser  and such  Depositor  (or, as  applicable,  cause each  Third-Party
         Originator and each  Subservicer to provide),  in writing and in form and substance  reasonably  satisfactory to the Purchaser and such Depositor,  the information and materials  specified in paragraphs (i), (ii),  (iii),  (vi) and (vii) of this Section
         2(f), and (2) as promptly as  practicable  following  notice to or discovery by the Company,  provide to the Purchaser and any
         Depositor (in writing and in form and substance  reasonably  satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this Section.

(i)      If so requested by the Purchaser or any Depositor in connection with a Securitization  Transaction,  the Company shall provide such  information  regarding  (x) the Company,  as  originator  of the Mortgage  Loans  (including  as an acquirer of
                  Mortgage Loans from a Qualified  Correspondent),  or (y) each  Third-Party  Originator,  and (z) as applicable,  each
                  Subservicer,  as is requested for the purpose of  compliance  with Items  1103(a)(1),  1105,  1110,  1117 and 1119 of
                  Regulation AB.  Such information shall include, at a minimum:

                                    (A)     the originator’s form of organization;

                                    (B)     a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                                    (C)     a description of any material legal or governmental proceedings pending (or known to be contemplated) of a type described in Item 1117 of Regulation AB against the Company, each Third-Party
                           Originator and each Subservicer; and

                                    (D)     a description of any affiliation or relationship of a type described in Item 1119 of
                           Regulation AB between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                                            (1)      the sponsor;
                                            (2)      the depositor;
                                            (3)      the issuing entity;
                                            (4)      any servicer;
                                            (5)      any trustee;
                                            (6)      any originator;
                                            (7)      any significant obligor;
                                            (8)      any enhancement or support provider; and
                                            (9)      any other material transaction party.

(ii)     If so requested by the  Purchaser or any  Depositor,  the Company  shall provide (or, as  applicable,  cause each  Third-Party
                  Originator to provide) Static Pool  Information with respect to the mortgage loans (of a similar type as the Mortgage
                  Loans, as reasonably  identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified  Correspondent),  and/or
                  (b) each  Third-Party  Originator.  Such Static  Pool  Information  shall be prepared by the Company (or  Third-Party
                  Originator) on the basis of its reasonable,  good faith  interpretation of the requirements of Item 1105(a)(1)-(3) of
                  Regulation AB. To the extent that there is reasonably  available to the Company (or  Third-Party  Originator)  Static
                  Pool  Information  with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify  whether some or all of such  information  shall be provided  pursuant to this  paragraph.  The content of such Static Pool Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage  origination year or prior securitized pool,  as  applicable,  shall be presented in  increments  no less  frequently  than  quarterly  over the life of the mortgage  loans  included  in the vintage  origination  year or prior  securitized  pool.  The most  recent  periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering  document in which the Static Pool  Information is to be included or  incorporated  by reference.  The Static Pool  Information shall be provided in an electronic  format that provides a permanent  record of the information  provided,  such as a portable  document format (pdf) file, or other such  electronic  format  reasonably  required by the Purchaser or the
                  Depositor, as applicable.

                  Promptly  following  notice or  discovery of a material  error in Static Pool  Information  provided  pursuant to the immediately  preceding  paragraph  (including  an omission  to include  therein  information  required to be provided pursuant to such  paragraph),  the Company shall provide  corrected  Static Pool  Information to the Purchaser or any
                  Depositor,  as applicable,  in the same format in which Static Pool Information was previously provided to such party by the Company.

                  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each
                  Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after
                  January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the
                  Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization
                  Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such
                  Depositor.

(iii)    If so requested by the  Purchaser or any  Depositor,  the Company  shall provide such  information  regarding the Company,  as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer,  for purposes of this paragraph, a “Servicer”),  as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation
                  AB.  Such information shall include, at a minimum:

                                    (A)     the Servicer’s form of organization;
(1)      (B)               a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the
                           Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(2)      (1)                                whether any prior securitizations of mortgage loans of a type similar to the Mortgage
                                            Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                                                     (2)      the extent of outsourcing the Servicer utilizes;

                                                     (3)      whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                                                     (4)      whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                                                     (5)      such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(3)      (C)               a description of any material changes during the three-year period immediately preceding the related
                           Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;
(4)      (D)               information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution
                           Agreement;
(5)      (E)               information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the
                           Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;
(6)      (F)               a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                                    (G)     a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H)      information as to how the Servicer  defines or determines  delinquencies  and  charge-offs,  including the effect of any grace period,  re-aging,  restructuring,  partial payments  considered current or other practices with respect to delinquency and loss experience; and

                                    (I)     a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer;

                                    (J)     a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the
                            Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                                            (1)      the sponsor;
                                            (2)      the depositor;
                                            (3)      the issuing entity;
                                            (4)      any servicer;
                                            (5)      any trustee;
                                            (6)      any originator;
                                            (7)      any significant obligor;
                                            (8)      any enhancement or support provider; and
                                            (9)      any other material transaction party.

(iv)     [For the purpose of  satisfying  the  reporting  obligation  under the Exchange Act with respect to any class of  asset-backed securities,  the Company shall (or shall cause each  Subservicer  and  Third-Party  Originator to) (i) provide prompt notice to the  Purchaser,  and  Master  Servicer  and any  Depositor  in writing of (A) any  material  litigation  or governmental  proceedings of a type described in Item 1117 of Regulation AB involving the Company, any Subservicer or any  Third-Party  Originator  (B)) any  affiliations or  relationships  that develop  following the closing date of a
                  Securitization  between the Company,  any Subservicer or any Third-Party  Originator and any of the parties specified in clause (D) of paragraph  (i) of this Section 2(f) (and any other parties  identified in writing by the  requesting party) with respect to such  Securitization  Transaction,  (C) any Event of Default under the terms of this Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation or sale of substantially  all of the assets of the
                  Company,  and (E) the Company’s  entry into any agreement with a Subservicer to perform or assist in the  performance of any of the Company’s  obligations  under this  Agreement or any  Reconstitution  Agreement and (ii) provide to the
                  Purchaser and any Depositor a description  of such  proceedings,  affiliations  or  relationships.  All  notification pursuant to clause (A) should be sent to:

                  EMC Mortgage Corporation

                  2780 Lake Vista Drive

                  Lewisville, TX 75067-3884

                  Attention:  Conduit Seller Approval Dept.

                  Facsimile:  (214) 626-3751

                  Email:  sellerapproval@bear.com

                  With a copy to:

                  Bear, Stearns & Co. Inc.

                  383 Madison Avenue, 3rd floor

                  New York, NY 10179

                  Attention:  Global Credit Administration

                  Facsimile:  (212) 272-6564

                  Notifications pursuant to clause (B) should be sent to:

                  EMC Mortgage Corporation

                  Two Mac Arthur Ridge

                  909 Hidden Ridge Drive, Suite 200

                  Irving, TX 75038

                  Attention:  Associate General Counsel for Loan Administration

                  Facsimile:  (972) 831-2555

                  With copies to:

                  Bear, Stearns & Co. Inc.

                  383 Madison Avenue, 3rd floor

                  New York, NY 10179

                  Attention:  Global Credit Authorization

                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation

                  2780 Lake Vista Drive

                  Lewisville, TX 75067-3884

                  Attention:  Conduit Seller Approval Dept.

                  Facsimile:  (214) 626-3751

                  Email:  sellerapproval@bear.com

(v)      As a condition to the  succession to the Company or any  Subservicer  as servicer or  subservicer  under this Agreement or any
                  Reconstitution  Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company  shall  provide to the
                  Purchaser,  any Master  Servicer and any  Depositor,  at least 15 calendar days prior to the  effective  date of such succession or  appointment,  (x) written notice to the Purchaser and any Depositor of such  succession or appointment and (y) in writing and in form and  substance  reasonably  satisfactory  to the  Purchaser  and such  Depositor,  all information  reasonably  requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)     In addition to such  information as the Company,  as servicer,  is obligated to provide  pursuant to other  provisions of this
                  Agreement,[  not later than ten days prior to the  deadline for the filing of any  distribution  report on Form 10-D in respect of any Securitization  Transaction that includes any of the Mortgage Loans serviced by the Company or any
                  Subservicer,  the Company or such  Subservicer,  as  applicable,  shall,  but only to the extent the Company or such
                  Subservicer has knowledge,  provide to the party responsible for filing such report (including,  if applicable,  the
                  Master  Servicer)  notice of the  occurrence of any of the following  events along with all  information,  data, and material  related  thereto as may be required to be  included  in the related  distribution  report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

i.       any material  modifications,  extensions or waivers of Mortgage Loans serviced by the Company or its Subservicer  terms, fees, penalties  or  payments  during  the  distribution  period  or that have  cumulatively  become material over time (Item 1121(a)(11) of Regulation AB);

ii.      material breaches of Mortgage Loans serviced by the Company or its Subservicers  representations  or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

iii.     information  regarding  any  Mortgage  Loans  serviced  by the  Company  or its  Subservicers  changes  (such  as,  additions, substitutions or repurchases), and any material changes in origination,  underwriting or other criteria for  acquisition  or selection of pool assets as it relates to a  substitution  (Item
                                         1121(a)(14) of Regulation AB),

                           the  Company  shall  provide to the  Purchaser,  any Master  Servicer  and any  Depositor,  evidence  of the authorization  of the person  signing any  certification  and, no more than once a year,  copies or other evidence of
                  Fidelity Bond Insurance and Errors and Omission Insurance Policy,  financial  information and reports, and such other information  related to the Company or any Subservicer or the Company or such  Subservicer’s  performance  hereunder, which items may be accepted in the forms  acceptable to the Company’s and  Subservicer’s  regulators or the agencies.
                  [ (i)    The Company shall  indemnify  the  Purchaser,  each  affiliate of the  Purchaser,  and each of the following parties participating in a Securitization  Transaction:  each sponsor and issuing entity; each Person (including, but not limited to, any Master  Servicer,  if applicable)  responsible  for the  preparation,  execution or filing of any report required to be filed with the Commission with respect to such Securitization  Transaction, or for execution of a  certification  pursuant  to Rule  13a-14(d)  or Rule  15d-14(d)  under  the  Exchange  Act  with  respect  to such
                  Securitization  Transaction;  each broker dealer acting as underwriter,  placement agent or initial  purchaser,  each
                  Person who controls any of such parties or the Depositor  (within the meaning of Section 15 of the Securities Act and
                  Section 20 of the Exchange Act); and the respective  present and former directors,  officers,  employees ,agents ] of each of the foregoing and of the Depositor (each, an “Indemnified  Party”), and shall hold each of them harmless from and against any claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                           (A)(1)   any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data,  accountants’ letter or other material provided in written or electronic form under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any
                  Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company
                  Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                           (B)      any breach by the Company of its obligations under this agreement, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(e)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(C)      any breach by the Company of a representation or warranty set forth in Section 2(a)(i) or in a writing furnished pursuant to
                                    Section 2(a)(ii) and made as of a date prior to the closing date of the related Securitization
                                    Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(a)(ii) to the extent made as of a date subsequent to such closing date.
(D)      The negligence bad faith or willful misconduct of the Company in connection with its performance under this Amendment.

                           If the indemnification provided for herein is unavailable or insufficient as determined by a court of law to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect relative fault of such Indemnified
                           Party on the one hand and the Company on the other.

                           In the case of any failure of  performance  described  in clause  (i)(B) of this Section  2(g),  the Company shall  promptly  reimburse  the  Purchaser,  any  Depositor,  as  applicable,  and each  Person  responsible  for the preparation,  execution  or filing of any  report  required  to be filed  with the  Commission  with  respect to such
                  Securitization  Transaction,  or for execution of a certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such  Securitization  Transaction,  for all costs  reasonably  incurred by each such party in order to obtain the information, report, certification,  accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

                           This  indemnification  shall survive the  termination of this  Agreement or the  termination of any party to this Agreement.

                  (ii)     (A)      Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to
                  deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, or any breach by the Company of a representation or warranty set forth in Section 2(a)(i)  or in a writing furnished pursuant to Section 2(a)(ii) and made as of a date prior to the closing date of the related
                  Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the
                  Company of a representation or warranty in a writing furnished pursuant to Section 2(a)(ii) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (B) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this
                  Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this
                  Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                           (B)      Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 2(b) or 2(c), including (except as provided below) any failure by the Company to identify pursuant to Section 2(e)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as
                  applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this
                  Agreement and/or any applicable Reconstitution Agreement without payment  (notwithstanding anything in this
                  Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                           Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the
                  Company pursuant to this subparagraph (ii)(B) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

                  (C)      The Company shall  promptly  reimburse the  Purchaser  (or any designee of the  Purchaser,  such as a master servicer) and any Depositor, as applicable,  for all reasonable expenses incurred by the Purchaser (or such designee)
                  or such  Depositor  as such are  incurred,  in  connection  with the  termination  of the Company as servicer and the transfer of servicing of the Mortgage  Loans to a successor  servicer.  The  provisions of this  paragraph  shall not limit whatever  rights the Purchaser or any Depositor may have under other  provisions of this  Agreement  and/or any applicable  Reconstitution  Agreement  or  otherwise,  whether in equity or at law,  such as an action  for  damages, specific performance or injunctive relief.

                  (iii) The  Purchaser  shall  indemnify  the Company,  each  affiliate of the Company and each Person who controls the
                  Company or such affiliate and their respective  present and former  directors,  officers,  employees and agents,  and hold each of them  harmless  from and against any losses,  damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs, fees and expenses that each of them may sustain arising out of or based upon any claims  arising  out of or in  connection  with any  information  set forth in any  offering document  prepared in connection with any  Securitization  Transaction other than a statement or omission arising out of, resulting from, or based upon the Company Information.

                  For  purposes of the  Amendment  and any related  provisions  thereto,  each Master  Servicer  shall be  considered a third-party  beneficiary of this  Agreement,  entitled to all the rights and benefits hereof as if it were a direct party to this
      Agreement.

3.       The Company  acknowledges  that a Subservicer or Subcontractor  that performs services with respect to mortgage loans involved in a  Securitization  Transaction  in addition to the Mortgage  Loans may be determined  by a Depositor to be a  Participating
         Entity  on the basis of the  aggregate  balance  of such  mortgage  loans,  without  regard to  whether  such  Subservicer  or
         Subcontractor  would be a Participating  Entity with respect to the Mortgage Loans viewed in isolation.  The Company shall (A)
         respond as promptly as  practicable  to any good faith request by the Purchaser or any  Depositor  for  information  regarding each  Subservicer  and each  Subcontractor  and (B) cause each  Subservicer and each  Subcontractor  with respect to which the
         Purchaser or any Depositor  requests  delivery of an assessment of compliance  and  accountants’  attestation  to deliver such within the time required under Section 2(c).

4.       Notwithstanding  any other  provision of this  Amendment  Reg AB, (i) the Company  shall seek the consent of the Purchaser for the utilization of all third party service  providers,  including  Subservicers  and  Subcontractors,  when required by and in accordance  with the terms of the Existing  Agreement  and (ii)  references  to the  Purchaser  shall be deemed to include any assignees or designees of the Purchaser, such as any Depositor, a master servicer or a trustee.

5.       The  Existing  Agreement  is hereby  amended  by adding the  Exhibits  attached  hereto as Exhibit A and  Exhibit B to the end thereto.

6.       References in this  Amendment Reg AB to “this  Agreement” or words of similar  import  (including  indirect  references to the
         Agreement)  shall be deemed to be  references  to the  Existing  Agreement  as amended  by this  Amendment  Reg AB.  Except as expressly  amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain,  in full force and effect in accordance  with its terms.  In the event of a conflict  between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

7.       This  Amendment  Reg AB shall be governed by and  construed in  accordance  with the laws of the State of New York, or federal law as applicable,  without reference to its conflict of law provisions (other than Section 5-1401 of the General  Obligations
         Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8.       This Amendment Reg AB may be executed in one or more  counterparts and by different  parties hereto on separate  counterparts, each of which, when so executed, shall constitute one and the same agreement.

9.       This  Amendment  Reg AB shall bind and inure to the benefit of and be  enforceable  by the Company and the  Purchaser  and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

10.      This  Amendment  Reg AB will  become  effective  as of the date first  mentioned  above.  This  Amendment  Reg AB shall not be assigned,  pledged or hypothecated  by the Company to a third party without the prior written consent of the Purchaser,  which consent may be withheld by the Purchaser in its sole  discretion.  The Existing  Agreement as amended by this Amendment Reg AB may be  assigned,  pledged  or  hypothecated  by the  Purchaser  in whole or in part,  and with  respect to one or more of the
         Mortgage  Loans,  without the consent of the Company.  There shall be no limitation on the number of  assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Amendment Reg AB and the Existing Agreement.

11.      Intent of the Parties; Reasonableness.

         The Purchaser and the Company acknowledge and agree that the purpose of this Amendment Reg AB is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although
Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

         Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any
Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the
Purchaser to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the
Purchaser, any Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and
the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser, any Master Servicer or any
Depositor to be necessary in order to effect such compliance.

         The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

         For purposes of clarification, the provisions, covenants and or requirements of this Amendment are only applicable with respect to those Mortgage Loans being securitized in a Securitization Transaction

                                                [Signatures Commence on Following Page]

                  IN WITNESS WHEREOF,  the parties have caused their names to be signed hereto by their respective  officers  thereunto duly authorized as of the day and year first above written.

                                                    Purchaser

                                                    By:  ________________________________
                                                    Name:  _____________________________
                                                    Title:  ______________________________

                                                    HSBC Mortgage Corporation (USA)

                                                    Company

                                                    By:  ________________________________
                                                    Name:  _____________________________
                                                    Title:  ______________________________

                                                               EXHIBIT A

                                                     FORM OF ANNUAL CERTIFICATION
I.       The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

         I, ________________________________, the _______________________ of [NAME OF COMPANY (the “Company”)], certify to
[the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

                  (1)      I have reviewed the servicer  compliance  statement of the Company  provided in accordance with Item 1123 of
         Regulation AB (the “Compliance  Statement”),  the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the  “Servicing  Criteria”),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange Act of 1934,  as amended  (the  “Exchange  Act”) and Item 1122 of  Regulation  AB (the  “Servicing
         Assessment”),  the registered public accounting firm’s  attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”),  and all servicing reports,  officer’s certificates  and other  information  relating to the servicing of the Mortgage  Loans by the Company  during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities  Administrator]  [Trustee] pursuant to the Agreement
         (collectively, the “Company Servicing Information”);

                  (2)      Based on my knowledge,  the Company  Servicing  Information,  taken as a whole,  does not contain any untrue statement of a material  fact or omit to state a material  fact  necessary to make the  statements  made,  in the light of the circumstances  under  which such  statements  were made,  not  misleading  with  respect to the period of time  covered by the
         Company Servicing Information;

                  (3)      Based on my  knowledge,  all of the  Company  Servicing  Information  required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

                  (4)      I am responsible for reviewing the activities performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review  conducted in preparing the  Compliance  Statement and except as disclosed in the Compliance  Statement,  the Servicing  Assessment or the  Attestation  Report,  the Company has fulfilled its  obligations under the Agreement in all material respects; and

                  (5)      The  Compliance  Statement  required to be  delivered  by the Company  pursuant  to the  Agreement,  and the
         Servicing  Assessment and Attestation  Report  required to be provided by the Company and by any Subservicer or  Subcontractor
         pursuant to the Agreement,  have been provided to the [Depositor]  [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor]  [Master  Servicer].  Any material  instance of noncompliance with the Servicing Criteria has been disclosed in such reports.
1.

                                                     Date:    _________________________

                                                     By:  ________________________________
                                                     Name:
                                                     Title:

                                                               EXHIBIT B

                                    SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

------------------------------------------------------------------------------------------ ----------------------
                                   Servicing Criteria                                      Applicable Servicing
                                                                                                 Criteria
------------------------------------------------------------------------------------------ ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                                       General Servicing Considerations
--------------------                                                                       ----------------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance               x
                     or other triggers and events of default in accordance with the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(1)(ii)       If any material servicing activities are outsourced to third                    x
                     parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
--------------------                                                                       ----------------------
1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
--------------------                                                                       ----------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on the             x
                     party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                     agreements.
--------------------                                                                       ----------------------
                                      Cash Collection and Administration
--------------------                                                                       ----------------------
1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate                   x
                     custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to              x
                     an investor are made only by authorized personnel.
--------------------                                                                       ----------------------
1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows               x
                     or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
--------------------                                                                       ----------------------
                     The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g., with                    x
                     respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)       agreements.
--------------------                                                                       ----------------------
1122(d)(2)(v)        Each custodial account is maintained at a federally insured                     x
                     depository institution as set forth in the transaction agreements.
                     For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.
--------------------                                                                       ----------------------
1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized access.
--------------------                                                                       ----------------------
1122(d)(2)(vii)       Reconciliations are prepared on a monthly basis for all                        x
                     asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                     These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
                                      Investor Remittances and Reporting
--------------------                                                                       ----------------------
1122(d)(3)(i)        Reports to investors, including those to be filed with the                      X
                     Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                     investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the
                     Servicer.
--------------------                                                                       ----------------------
1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance               X
                     with timeframes, distribution priority and other terms set forth in the transaction agreements.
--------------------                                                                       ----------------------
                     Disbursements made to an investor are posted within two business
                     days to the Servicer’s investor records, or such other number of                X
1122(d)(3)(iii)      days specified in the transaction agreements.
--------------------                                                                       ----------------------
                     Amounts remitted to investors per the investor reports agree with
                     cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)       statements.
--------------------                                                                       ----------------------
                                          Pool Asset Administration                                  X
--------------------                                                                       ----------------------
1122(d)(4)(i)         Collateral or security on mortgage loans is maintained as required             X
                     by the transaction agreements or related mortgage loan documents.
--------------------                                                                       ----------------------
                     Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)       the transaction agreements
--------------------                                                                       ----------------------
1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are                  X
                     made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in                      X
                     accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
--------------------                                                                       ----------------------
1122(d)(4)(v)        The Servicer’s records regarding the mortgage loans agree with the              X
                     Servicer’s records with respect to an obligor’s unpaid principal balance.
--------------------                                                                       ----------------------
1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's                     X
                     mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
--------------------                                                                       ----------------------
1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                     modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(4)(viii)     Records documenting collection efforts are maintained during the                X
                     period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
--------------------                                                                       ----------------------
1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
--------------------                                                                       ----------------------
1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
--------------------                                                                       ----------------------
                     Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction
1122(d)(4)(xiii)     agreements.
--------------------                                                                       ----------------------
1122(d)(4)(xiv)       Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the transaction agreements.
--------------------                                                                       ----------------------
                     Any external enhancement or other support, identified in Item
                     1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)       as set forth in the transaction agreements.
--------------------                                                                       ----------------------
                     ---------------------------------------------------------------------

-------------------- --------------------------------------------------------------------- ----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:  ________________________________
                                                     Name:
                                                     Title:

                                                                                                                        EXHIBIT H-8

                                                       EMC MORTGAGE CORPORATION
                                                              Purchaser,

                                                         INDYMAC BANK, F.S.B.
                                                      Company,

                                          MASTER PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                                      Dated as of August 1, 2001

                                                   (Adjustable Rate Mortgage Loans)

                                                               ARTICLE I

Section 1.01     Defined Terms............................................................................2

                                                              ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                                              ARTICLE III

                                                              ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts...................................................38
Section 4.05     Permitted Withdrawals from the
                         Custodial Account................................................................40
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts......................................................41
Section 4.07     Permitted Withdrawals From Escrow Account................................................41
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy.................................................................44
Section 4.12     Fidelity Bond, Errors and Omissions

                                                               ARTICLE V

                                                              ARTICLE VI

Section 6.01     Assumption Agreements....................................................................49
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants’ Servicing Report....................................................52
Section 6.06     Purchaser’s Right to Examine Company Records.............................................52

                                                              ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required........................................................................53

                                                             ARTICLE VIII

                                                              ARTICLE IX

Section 9.01     Events of Default........................................................................56
Section 9.02     Waiver of Defaults.......................................................................57

                                                               ARTICLE X

Section 10.01     Termination.............................................................................58

                                                              ARTICLE XI

EXHIBITS

   A                     Contents of Mortgage File
   B                     Custodial Account Letter Agreement
   C                     Escrow Account Letter Agreement
   D                     Form of Assignment and Assumption
   E                     Form of Trial Balance
   F                     Request for Release of Documents and Receipt
   G                     Company’s Underwriting Guidelines
   H                     Form of Purchase Price and Terms Letter
   I                     Form of Bill of Sale

         This is a Master  Purchase,  Warranties  and  Servicing  Agreement,  dated as of August 1, 2001 and is  executed  between  EMC
MORTGAGE CORPORATION, as Purchaser (the "Purchaser"), and IndyMac Bank, F.S.B. (the "Company").

                                                         W I T N E S S E T H :

         WHEREAS,  the Company desires to sell, from time to time, to Purchaser and Purchaser  desires to purchase,  from time to time, from Seller on various  dates  specified  in the related  letter  agreement  by and between the Company and the  Purchaser  in the form attached  hereto as Exhibit H (the “Purchase Price and Terms Letter) certain  mortgage loans (the “Mortgage  Loans”),  exclusive of the
Retained Yield, on a servicing retained basis.

         WHEREAS,  each of the  Mortgage  Loans is secured by a Mortgage  (as defined  herein)  creating a first lien on a  residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule (as defined herein); and

         WHEREAS,  the Purchaser and the Company wish to prescribe the  representations  and  warranties of the Company with respect to itself and the Mortgage Loans and the management, servicing and control of the Mortgage Loans;

         NOW,  THEREFORE,  in  consideration  of the  mutual  agreements  hereinafter  set  forth,  and for  other  good  and  valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                                               ARTICLE I

                                                              DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this  Agreement,  the following  words and phrases,  unless the context  otherwise  requires,  shall have the meanings specified in this Article:

         Accepted Servicing  Practices:  With respect to any Mortgage Loan, those mortgage servicing  practices  (including  collection procedures)  of prudent  mortgage  banking  institutions  which  service  mortgage  loans of the same type as such Mortgage Loan in the jurisdiction  where the  related  Mortgaged  Property  is  located.  Such  standard  of care shall not be lower  than that the  Company customarily  employs and  exercises in servicing  and  administering  similar  mortgage  loans for its own account and shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

         Adjustment  Date: As to each Mortgage  Loan, the date on which the Mortgage  Interest Rate is adjusted in accordance  with the terms of the related Mortgage Note.

         Agreement:  This Master Purchase,  Warranties and Servicing  Agreement  including all exhibits hereto,  amendments  hereof and supplements hereto.

         Appraised  Value:  With respect to any Mortgaged  Property,  the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of  origination of the Mortgage Loan by an appraiser who met the  requirements of the Company and Fannie Mae, and (ii) the purchase price paid for the related  Mortgaged  Property by the Mortgagor with the proceeds of the Mortgage Loan,  provided,  however,  in the case of a Refinanced  Mortgage Loan,  such value of the Mortgaged  Property is based solely upon the value  determined by an appraisal made for the originator of such  Refinanced  Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae.

         Assignment:  An individual  assignment  of the Mortgage,  notice of transfer or  equivalent  instrument,  in recordable  form, sufficient  under the laws of the  jurisdiction  wherein  the  related  Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         BIF:  The Bank Insurance Fund, or any successor thereto.

         Bill of Sale:  A bill of sale in the form annexed hereto as Exhibit I.

         Business  Day:  Any day  other  than:  (i) a  Saturday  or  Sunday,  or (ii) a legal  holiday  in the  States  of New  York or
California,  or (iii) a day on which banks in the States of New York or  California  are  authorized  or  obligated by law or executive order to be closed.

         Closing  Date:  The date set forth as the Closing  Date in the related  Purchase  Price and Terms Letter or such other date as shall be mutually agreed upon by the parties hereto.
         Code:  The Internal Revenue Code of 1986, as amended

         Company:  IndyMac Bank, F.S.B., its successors in interest and assigns, as permitted by this Agreement.

         Company's  Officer's  Certificate:  A  certificate  signed by the  Chairman of the Board,  President,  any Vice  President  or
Treasurer  of  Company  stating  the date by which  Company  expects to receive  any  missing  documents  sent for  recording  from the applicable recording office.

         Compensating  Interest:  With respect to each Remittance  Date, the lesser of (i) the Servicing Fee received by the Company in the preceding  month and (ii) one month’s  interest at the Mortgage Loan  Remittance  Rate for each Mortgage Loan for which a Principal
Prepayment  occurred  during the prior calendar month,  less any payments in respect of interest made by the related  Mortgagor for the related Mortgage Loan in connection with such Principal Prepayment.

         Condemnation  Proceeds:  All awards or  settlements  in respect of a  Mortgaged  Property,  whether  permanent  or  temporary, partial or entire,  by  exercise  of the power of eminent  domain or  condemnation,  to the extent not  required  to be  released  to a
Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op  Loan:  A Mortgage  Loan  secured by the pledge of stock  allocated  to a  dwelling  unit in a  residential  cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Custodial  Account:  Each  separate  account or  accounts  created  and  maintained  pursuant  to Section  4.04 which shall be entitled "IndyMac Bank,  F.S.B., in trust for the [Purchaser],  Owner of Adjustable Rate Mortgage Loans" and shall be established in an
Eligible Account, in the name of the Person that is the “Purchaser” with respect to the related Mortgage Loans.

         Cut-off Date: The date set forth as the Cut-off Date in the related Purchase Price and Terms Letter.

         Determination  Date:  The 15th day (or if such 15th day is not a Business  Day, the Business Day  immediately  preceding  such
15th day) of the month of the related Remittance Date.

         Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan,  exclusive of any days of grace,  which is the first day of the month.

         Due Period:  With respect to any  Remittance  Date, the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

         Eligible Account:  An account established and maintained:  (i) within FDIC insured accounts created,  maintained and monitored by the Company so that all funds deposited  therein are fully insured,  or (ii) as a trust account with the corporate trust  department of a  depository  institution  or trust  company  organized  under the laws of the  United  States of  America or any one of the states thereof or the District of Columbia which is not  affiliated  with the Company (or any  sub-servicer)  or (iii) with an entity which is an institution  whose deposits are insured by the FDIC, the unsecured and  uncollateralized  long-term debt  obligations of which shall be rated “A2” or higher by  Standard & Poor’s and “A” or higher by Fitch,  Inc.  or one of the two  highest  short-term  ratings by any applicable Rating Agency, and which is either (a) a federal savings  association duly organized,  validly existing and in good standing under the federal banking laws, (b) an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state, (c) a national banking  association under the federal banking laws, or (d) a principal  subsidiary of a bank holding company,  or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities,  the equivalent required ratings of each Rating  Agency,  and held such that the rights of the  Purchaser  and the owner of the  Mortgage  Loans  shall be fully  protected against the claims of any creditors of the Company (or any  sub-servicer)  and of any creditors or  depositors  of the  institution  in which such account is maintained or (v) in a separate  non-trust  account without FDIC or other  insurance in an Eligible  Institution.
In the event that a Custodial  Account is  established  pursuant to clause (iii),  (iv) or (v) of the preceding  sentence,  the Company shall provide the Purchaser  with written notice on the Business Day following the date on which the  applicable  institution  fails to meet the applicable ratings requirements.

         Eligible  Institution:  IndyMac Bank,  F.S.B., or an institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial  Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

         Equity  Take-Out  Refinanced  Mortgage  Loan:  A  Refinanced  Mortgage  Loan the  proceeds  of  which  were in  excess  of the outstanding principal balance of the existing mortgage loan.

         Escrow  Account:  Each separate  account or accounts  created and maintained  pursuant to Section 4.06 which shall be entitled
"IndyMac Bank,  F.S.B, in trust for the  [Purchaser],  Owner of Adjustable Rate Mortgage  Loans,  and various  Mortgagors" and shall be established in an Eligible Account.

         Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes,  assessments,  water rates, sewer rents,  municipal charges,  mortgage insurance premiums,  fire and hazard insurance premiums,  condominium charges, and any other payments required to be or in fact escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

         Fannie Mae:       The Federal National Mortgage Association, or any successor thereto.

         Fannie Mae  Guide(s):  The Fannie  Mae  Selling  Guide and the Fannie Mae  Servicing  Guide and all  amendments  or  additions thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

         FHLMC Guide:  The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         GAAP:  Generally accepted accounting principles, consistently applied.

         HUD:  The United States Department of Housing and Urban Development or any successor.

         IndyMac Guidelines:        The IndyMac Bank, F.S.B. Seller/Servicer Guidelines and all amendments or additions thereto.

         Index:  On each  Adjustment  Date,  the  applicable  index shall be a rate per annum equal to the weekly average yield on U.S.
Treasury  securities  adjusted  to a constant  maturity  of one year as made  available  by the Federal  Reserve  Board,  or, if not so published,  as  reported  by any Federal  Reserve  Bank or by any U.S.  Government  department  or agency,  for the week for which such figures were most recently published or reported as of the date 45 days prior to the Adjustment Date.

         Initial Rate Cap: As to each  Mortgage  Loan,  the maximum  increase or decrease in the  Mortgage  Interest  Rate on the first
Adjustment Date.

         Insurance  Proceeds:  With respect to each Mortgage  Loan,  proceeds of insurance  policies  insuring the Mortgage Loan or the related Mortgaged Property.

         Lifetime Rate Cap:  As to each Mortgage Loan, the lifetime rate cap indicated on the related Mortgage Loan Schedule.

         Liquidation  Proceeds:  Cash received in connection  with the  liquidation of a defaulted  Mortgage Loan,  whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

         Loan-to-Value  Ratio or LTV: With respect to any Mortgage  Loan,  the ratio of the original  outstanding  principal  amount of the Mortgage  Loan,  to (i) the  Appraised  Value of the  Mortgaged  Property as of the  Origination  Date with respect to a Refinanced
Mortgage Loan, and (ii) the lesser of the Appraised Value of the Mortgaged  Property as of the  Origination  Date or the purchase price of the Mortgaged Property with respect to all other Mortgage Loans.

         Margin:  With respect to each Mortgage  Loan,  the fixed  percentage  amount set forth in each related  Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

         Monthly Advance:  The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

         Monthly  Payment:  The scheduled  monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         Mortgage:  With  respect  to a  Mortgage  Loan  that is not a Co-op  Loan,  the  mortgage,  deed of trust or other  instrument securing a Mortgage  Note which  creates a first lien on an  unsubordinated  estate in fee simple or leasehold  estate in real property securing the Mortgage Note. With respect to a Co-op Loan, the security  agreement  creating a security  interest in the stock allocated to a dwelling unit in a residential  cooperative  housing  corporation that was pledged to secure such Co-op Loan and the related Co-op
Lease.

         Mortgage File:  The mortgage  documents  pertaining to a particular  Mortgage Loan which are specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as required by Section 4.11.

         Mortgage  Interest Rate: The annual rate at which  interest  accrues on any Mortgage Loan,  which may be adjusted from time to time, in accordance with the provisions of the related Mortgage Note.

         Mortgage Loan: An individual  Mortgage Loan,  exclusive of the Retained Yield,  which is the subject of this  Agreement,  each
Mortgage Loan  originally  sold and subject to this  Agreement  being  identified on the Mortgage Loan  Schedule,  which  Mortgage Loan includes  without  limitation  the Mortgage File, the Monthly  Payments,  Principal  Prepayments,  Liquidation  Proceeds,  Condemnation
Proceeds,  Insurance Proceeds,  REO Disposition Proceeds, and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding prepayment penalties and replaced or repurchased mortgage loans.

         Mortgage Loan Documents:  The documents listed in Exhibit A.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan,  the annual rate of interest  remitted to the Purchaser, which shall be equal to (a) the Mortgage  Interest Rate minus (b) the sum of (i) the Retained  Yield Rate,  plus (ii) the Servicing Fee
Rate.

         Mortgage Loan Schedule:  The schedule of Mortgage  Loans annexed to the related  Purchase Price and Terms Letter setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan package:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's first and last name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

         (5)      the type of residential property constituting the Mortgaged Property;

         (8)      the original months to maturity of the Mortgage Loan;

         (9)      the  remaining  months to maturity  from the  related  Cut-off  Date,  based on the  original  amortization  schedule  and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

         (8)      the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio, at origination;

         (9)      the Mortgage  Interest Rate as of origination  and as of the related Cut-off Date; the initial  Adjustment  Date, the next Adjustment Date immediately  following the related Cut-off Date, the Index, the Margin,  the Initial Rate Cap,  Periodic Rate Cap,
minimum Mortgage Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

         (10)     the Origination Date of the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13)     the amount of the Monthly Payment as of the related Cut-off Date;

         (14)     the original principal amount of the Mortgage Loan;

         (15)     the Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date;

         (16)     a code  indicating  the purpose of the  Mortgage  Loan (i.e.,  purchase,  rate and term  refinance,  equity  take-out refinance);

         (17)     a code indicating the documentation style (i.e. full, alternative, etc.);

         (18)     the number of times during the twelve (12) month period  preceding the related  Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

         (19)     the date on which the first payment is or was due;

         (20)     a code indicating  whether or not the Mortgage Loan is the subject of a Primary Mortgage Insurance Policy; if so, the name of the mortgage insurer, the mortgage certificate number and the coverage percentage;

         (21)     the last Due Date on which a Monthly Payment was actual applied to the unpaid principal balance of the Mortgage Loan.

         (22)     product type (i.e. 3/1 ARM, 5/1 ARM, etc.);

         (23)     credit score and/or mortgage score, if applicable;

         (24)     a code indicating whether the Mortgage Loan is subject to a prepayment penalty and if so, the term thereof;

         (25)     the Retained Yield Rate;

         (26)     the Lifetime Rate Cap; and

         (27)     the Periodic Rate Cap.

         With respect to the Mortgage  Loans in the aggregate,  the Mortgage Loan Schedule  shall set forth the following  information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the aggregate Stated Principal Balance of the Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)      the weighted average months to next Adjustment Date.

         Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged  Property:  With  respect to a  Mortgage  Loan that is not a Co-op  Loan,  the  underlying  real  property  securing repayment of a Mortgage  Note,  consisting of a single  parcel of real estate  considered to be real estate under the laws of the state in which such real property is located,  which may include  condominium units and planned unit developments,  improved by a residential dwelling;  except that with respect to real property  located in  jurisdictions  in which the use of leasehold  estates for residential properties is a  widely-accepted  practice,  a leasehold estate of the Mortgage,  the term of which is equal to or longer than the term of the  Mortgage.  With  respect to a Co-op  Loan,  the stock  allocated  to a dwelling  unit in the  residential  cooperative  housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

         Mortgagor:  The obligor on a Mortgage Note.

         OCC:  Office of the Comptroller of the Currency, its successors and assigns.

         Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board, the President,  a
Senior Vice  President or a Vice  President  and by the  Treasurer or the  Secretary or one of the  Assistant  Treasurers  or Assistant
Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

         Opinion of  Counsel:  A written  opinion of  counsel,  who may be an  employee  of the party on behalf of whom the  opinion is being given, reasonably acceptable to the Purchaser.

         Origination  Date:  The date on which a  Mortgage  Loan  closed  and  funded,  which date  shall  not,  in  connection  with a
Refinanced  Mortgage Loan, be the date of the closing and funding of the debt being  refinanced,  but rather the closing and funding of the debt currently outstanding under the terms of the Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, its successors and assigns.

         Periodic Rate Cap:  As to each Mortgage Loan, the periodic rate cap indicated on the related Mortgage Loan Schedule.

         Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations  of, and obligations  fully  guaranteed by the United States of America or any agency or instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;  provided that  obligations of FHLMC or Fannie Mae shall be Permitted  Investments only if, at the time of  investment,  they are rated in one of the two  highest  rating  categories  by Standard & Poor's,
                  Moody's Investors Service, Inc. and Fitch, Inc.;

                 (ii)     (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by
                 Standard & Poor's, Moody's Investors Service, Inc. and Fitch, Inc. and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii)    repurchase  obligations  with  respect to (a) any  security  described  in clause (i) above or (b) any other security  issued or guaranteed by an agency or  instrumentality  of the United States of America,  the obligations of which are backed by the full faith and credit of the United  States of America,  in either case  entered  into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

                  (iv)     securities  bearing interest or sold at a discount issued by any corporation  incorporated under the laws of the United  States of America or any state  thereof  that are rated in one of the two highest  rating  categories  by
                  Standard & Poor's,  Moody's  Investors  Service,  Inc. and Fitch,  Inc. at the time of such investment or contractual commitment providing for such investment;  provided,  however,  that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments  therein will cause the then outstanding  principal amount of securities  issued by such  corporation  and held as Permitted  Investments  to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

                  (v)      commercial paper (including both non-interest-bearing  discount obligations and interest-bearing obligations payable on demand or on a specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by Standard & Poor's,  Moody's Investors Service, Inc. and Fitch, Inc. at
                  the time of such investment;

                  (vi)     any other demand, money market or time deposit,  obligation,  security or investment as may be acceptable to each of Standard & Poor's, Moody's Investors Service, Inc. and Fitch, Inc.; and

                  (vii)    any money market funds the  collateral  of which  consists of  obligations  fully  guaranteed  by the United
                  States of America or any agency or  instrumentality  of the United  States of America  the  obligations  of which are backed by the full faith and  credit of the  United  States of America  (which  may  include  repurchase  obligations secured by collateral  described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by Standard & Poor's, Moody's Investors Service, Inc. and Fitch, Inc.

provided,  however,  that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

         Person:  Any  individual,  corporation,  partnership,  joint venture,  association,  joint-stock  company,  limited  liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prepayment  Interest  Shortfall:  The sum of the amounts by which interest  actually  received in a calendar month as a result of a full or partial  prepayment or other  unscheduled  receipt of principal  (including as a result of a liquidation) on each Mortgage
Loan as to which such a payment is received is less than the interest  portion of the Monthly  Payment of such Mortgage Loan  scheduled to be due at the applicable Mortgage Loan Remittance Rate on the Due Date immediately following such month.

         Primary  Mortgage  Insurance  Policy:  Each  primary  policy of mortgage  insurance  represented  to be in effect  pursuant to
Section 3.02(hh),  any lender-paid  primary mortgage  insurance policy obtained and maintained by the Company or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

         Prime Rate:  The prime rate  announced  to be in effect from time to time as  published as the average rate in the Wall Street
Journal (Northeast Edition).

         Principal  Prepayment:  Any payment or other  recovery of  principal on a Mortgage  Loan full or partial  which is received in advance of its scheduled Due Date and which is not  accompanied  by an amount of interest  representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchase Price and Terms Letter:  As defined in the Recitals to this Agreement.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified Appraiser:  An appraiser,  duly appointed by the Company,  who had no interest,  direct or indirect in the Mortgaged
Property or in any loan made on the security  thereof,  and whose  compensation  is not affected by the approval or  disapproval of the
Mortgage Loan, and such  appraiser and the appraisal  made by such  appraiser both satisfy the  requirements  of Title XI of FIRREA and the  regulations  promulgated  thereunder  and the  requirements  of Fannie  Mae,  all as in effect on the date the  Mortgage  Loan was originated.

         Qualified  Insurer:  An  insurance  company  duly  qualified  as such  under the laws of the  states  in which  the  Mortgaged
Properties are located,  duly  authorized and licensed in such states to transact the  applicable  insurance  business and to write the insurance provided, approved as an insurer by Fannie Mae or FHLMC.

         Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the ownership of the Mortgage  Loans is evidenced by  mortgage-backed  securities,  the nationally  recognized rating agencies issuing ratings with respect to such securities, if any.

         Refinanced  Mortgage  Loan:  A Mortgage  Loan which was made to a  Mortgagor  who owned the  Mortgaged  Property  prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         REMIC:  A "real estate mortgage investment conduit," as such term is defined in the Internal Revenue Code, as amended.

         Remittance  Date:  The 18th day of any month,  or if such 18th day is not a Business Day, the first  Business Day  immediately following such 18th day.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO Disposition Proceeds: Amounts received by the Company in connection with an REO Disposition.

         REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

         Repurchase  Price:  With respect to any Mortgage Loan, a price equal to (i) the outstanding  principal balance of the Mortgage
Loan, plus (ii) interest on such  outstanding  principal  balance at the Mortgage Loan Remittance Rate from the last date through which interest  has been paid and  distributed  to the  Purchaser to the end of the month of  repurchase,  plus,  (iii) third party  expenses incurred in connection with the transfer of the Mortgage Loan being  repurchased;  less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

         Retained  Yield:  All interest  accrued at the Retained Yield Rate on the principal  balance from time to time  outstanding of each  Mortgage  Loan,  the right to which will be retained by the  Company  pursuant to Section  2.04 and which is payable to or at the direction of the Company out of the interest  portion of all payments or  collections  actually  received or advanced by the Company as to the Mortgage Loan.

         Retained  Yield  Rate:  With  respect to each  Mortgage  Loan,  the amount  specified  on the  Mortgage  Loan  Schedule as the
“Retained Yield Rate” .

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Servicing  Advances:  All  customary,  reasonable  and  necessary  "out of pocket"  costs and expenses  (including  reasonable attorneys'  fees and  disbursements)  incurred in the  performance  by the Company of its  servicing  obligations,  including,  but not limited  to,  the  cost  of (a)  the  preservation,  restoration  and  protection  of the  Mortgaged  Property,  (b)  any  enforcement, administrative or judicial  proceedings,  or any legal work or advice specifically  related to servicing the Mortgage Loans,  including but not limited to,  foreclosures,  bankruptcies,  condemnations,  drug seizures,  elections,  foreclosures  by subordinate or superior lienholders,  and other legal actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are reasonable and that the Company  specifies the Mortgage  Loan(s) to which such expenses relate,  and provided  further that any such  enforcement, administrative  or  judicial  proceeding  does not arise out of a breach of any  representation,  warranty  or  covenant of the Company hereunder),  (c) the management  and  liquidation  of the Mortgaged  Property if the Mortgaged  Property is acquired in full or partial satisfaction of the Mortgage,  (d) taxes,  assessments,  water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary  Mortgage  Insurance  Policy premiums and fire and hazard  insurance  coverage,  (e) any expenses reasonably  sustained by the Company,  as Company,  with respect to the  liquidation of the Mortgaged  Property in accordance  with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

         Servicing  Fee:  With respect to each  Mortgage  Loan,  the amount of the annual fee the  Purchaser  shall pay to the Company, which  shall,  for a period of one full  month,  be equal to  one-twelfth  of the  product  of (a) the  Servicing  Fee Rate and (b) the outstanding  principal  balance of such Mortgage Loan. Such fee shall be payable  monthly,  computed on the basis of the same principal amount and period  respecting  which any related  interest  payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable  solely from, the interest  portion  (including  recoveries  with respect to interest  from  Liquidation  Proceeds,  to the extent  permitted by Section 4.05) of such Monthly  Payment  collected by the
Company, or as otherwise provided under Section 4.05.

         Servicing Fee Rate:  The Servicing Fee Rate shall be the rate indicated on the related Purchase Price and Terms Letter.

         Servicing  File:  With  respect to each  Mortgage  Loan,  the file  retained by the Company  consisting  of  originals  of all documents in the Mortgage File which are not delivered to the  Purchaser  and copies of the Mortgage Loan  Documents  listed in Exhibit
A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

         Servicing  Officer:  Any officer of the Company  involved in, or  responsible  for, the  administration  and  servicing of the
Mortgage  Loans whose name appears on a list of servicing  officers  furnished by the Company to the Purchaser  upon  request,  as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each  Mortgage  Loan as of any date of  determination,  (i) the  principal  balance of such
Mortgage  Loan at the related  Cut-off Date after giving  effect to payments of  principal  due on or before such date,  whether or not received,  minus (ii) all amounts  previously  distributed to the Purchaser with respect to the Mortgage Loan representing  payments or recoveries of principal or advances in lieu thereof.

         Subservicer:   Any  subservicer  which  is  subservicing  the  Mortgage  Loans  pursuant  to  a  Subservicing  Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing Agreement:  An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

                                                              ARTICLE II

                                                     SERVICING OF MORTGAGE LOANS;
                                            RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                                BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                                  DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         The Company  agrees to sell and the  Purchaser  agrees to purchase  from time to time the  Mortgage  Loans having an aggregate
Stated Principal  Balance on the related Cut-off Date in an amount as set forth in the related  Purchase Price and Terms Letter,  or in such other amount as agreed by the  Purchaser  and the Company as evidenced by the actual  aggregate  Stated  Principal  Balance of the
Mortgage  Loans  accepted by the  Purchaser on the related  Closing Date,  with  servicing  retained by the Company.  The Company shall deliver the Mortgage  Loan  Schedule for the Mortgage  Loans to be purchased on the related  Closing Date to the Purchaser at least one
(1) Business Day prior to such Closing Date.

         Section 2.02      Purchase Price.

         The Purchase  Price for each Mortgage Loan shall be the  percentage of par as stated in the related  Purchase  Price and Terms
Letter (subject to adjustment as provided  therein),  multiplied by the Stated  Principal  Balance,  as of the related Cut-off Date, of the Mortgage Loan listed on the related Mortgage Loan Schedule,  after application of scheduled  payments of principal due on or before the related Cut-off Date whether or not collected.

         In addition to the Purchase Price as described  above,  the Purchaser shall pay to the Company,  at closing,  accrued interest on the Stated  Principal  Balance of each Mortgage Loan as of the related  Cut-off Date at the Mortgage  Loan  Remittance  Rate of each
Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued  interest as set forth in the preceding  paragraph  shall be paid on the related  Closing Date by wire transfer of immediately available funds.

          Purchaser shall be entitled to (1) all scheduled  principal due after the related  Cut-off Date, (2) all other  recoveries of principal  collected on or after the related  Cut-off Date  (provided,  however,  that all  scheduled  payments of principal  due on or before the related  Cut-off Date and collected by the Company or any successor  servicer after the related Cut-off Date shall belong to the Company),  and (3) all payments of interest on the Mortgage  Loans net of applicable  Servicing Fees and Retained Yield (minus that portion of any such payment  which is  allocable to the period prior to the related  Cut-off  Date).  The Stated  Principal  Balance of each  Mortgage  Loan as of the related  Cut-off Date is  determined  after  application  of payments of principal  due on or before the related Cut-off Date whether or not collected,  together with any  unscheduled  principal  prepayments  collected prior to such Cut-off
Date;  provided,  however,  that payments of scheduled  principal and interest  prepaid for a Due Date beyond the related  Cut-off Date shall not be applied to the principal  balance as of such Cut-off Date.  Such prepaid  amounts shall be the property of the  Purchaser.
The Company shall deposit any such prepaid  amounts into the Custodial  Account,  which account is  established  for the benefit of the
Purchaser for subsequent remittance by the Company to the Purchaser.

         Section 2.03      Servicing of Mortgage Loans.

         Simultaneously  with the execution and delivery of this Agreement and each Purchase  Price and Terms Letter,  the Company does hereby agree to service the Mortgage  Loans listed on each  Mortgage Loan Schedule in  accordance  with  Accepted  Servicing  Practices subject to the terms of this  Agreement.  The rights of the Purchaser to receive  payments with respect to the related  Mortgage  Loans shall be as set forth in this Agreement.

         Section 2.04      Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

         As of the related  Closing Date,  the Company sold,  transferred,  assigned,  set over and conveyed to the Purchaser  Mortgage
Loans,  without recourse,  and the Company hereby acknowledges that the Purchaser has, but subject to the terms of this Agreement,  all the right,  title and interest of the Company in and to such  Mortgage  Loans.  Company will  deliver the related  Mortgage  Files to a custodian  designated by Purchaser,  on or before the related  Closing Date, at the expense of the Company.  The Company shall maintain a Servicing  File  consisting  of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not  delivered  to the  Purchaser.  The  Servicing  File shall  contain all  documents  necessary to service the  Mortgage  Loans.  The possession  of each  Servicing  File by the Company is at the will of the  Purchaser,  for the sole  purpose of  servicing  the related
Mortgage Loan, and such retention and  possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage Note, the Mortgage,  the contents of the related Mortgage File and all rights, benefits,  proceeds and  obligations  arising  therefrom  or in  connection  therewith,  has been vested in the  Purchaser.  All rights arising out of the Mortgage Loans  including,  but not limited to, all funds  received on or in connection  with the Mortgage Loans and all records or documents  with respect to the Mortgage  Loans  prepared by or which come into the  possession  of the Company  shall be received  and held by the Company in trust for the benefit of the  Purchaser  as the owner of the  Mortgage  Loans.  Any portion of the
Mortgage  Files  retained by the Company shall be  appropriately  identified in the Company's  computer  system to clearly  reflect the ownership of the Mortgage  Loans by the  Purchaser.  The Company shall  release its custody of the contents of the Mortgage  Files only in  accordance  with written  instructions  of the  Purchaser,  except when such  release is required as  incidental  to the  Company's servicing of the Mortgage Loans or is in connection  with a repurchase of any Mortgage Loan or Loans with respect  thereto  pursuant to this Agreement, such written instructions shall not be required.

         The Company shall retain the Retained  Yield as of the related  Closing Date and shall not have the right to asssign its right to the Retained Yield without the prior written consent of the Purchaser.

         Section 2.05       Books and Records.

         The sale of each Mortgage Loan has been reflected on the Company's  balance sheet and other financial  statements as a sale of assets by the Company.  The Company shall be responsible for maintaining,  and shall maintain,  a complete set of books and records for the Mortgage Loans that shall be  appropriately  identified in the Company's  computer  system to clearly  reflect the ownership of the
Mortgage  Loan by the  Purchaser.  In  particular,  the Company  shall  maintain in its  possession,  available  for  inspection by the
Purchaser,  or its designee and shall deliver to the Purchaser upon demand,  evidence of compliance  with all federal,  state and local laws, rules and regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to documentation as to the method used in determining the  applicability  of the provisions of the Flood Disaster  Protection Act of 1973, as amended,  to the
Mortgaged  Property,  documentation  evidencing  insurance coverage of any condominium  project as required by Fannie Mae or FHLMC, and periodic  inspection  reports as required by Section  4.13.  To the extent that  original  documents  are not  required for purposes of realization  of  Liquidation  Proceeds or Insurance  Proceeds,  documents  maintained by the Company may be in the form of microfilm or microfiche.

         The Company shall  maintain with respect to each  Mortgage  Loan and shall make  available for  inspection by any Purchaser or its  designee  the related  Servicing  File during the time the  Purchaser  retains  ownership  of a Mortgage  Loan and  thereafter  in accordance with applicable laws and regulations.

         In  addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or  examiners  that  regulate  Purchaser, including but not limited to, the OTS, the FDIC and other similar  entities,  access,  during normal  business  hours,  upon reasonable advance notice to Company and without charge to Company or such supervisory  agents or examiners,  to any  documentation  regarding the
Mortgage Loans that may be required by any applicable regulator.

         Section 2.06.     Transfer of Mortgage Loans.

         The Company shall keep at its servicing  office books and records in which,  subject to such reasonable  regulations as it may prescribe,  the Company shall note transfers of Mortgage  Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance  with the terms  hereof.  For the purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any
Person with respect to this  Agreement or any Mortgage Loan unless a notice of the transfer of such  Mortgage  Loan has been  delivered to the Company in  accordance  with this  Section  2.06 and the books and  records of the Company  show such Person as the owner of the
Mortgage  Loan.  The  Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer  one or more of the Mortgage  Loans, provided,  however,  that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this  Agreement  and an original  counterpart  of the  instrument  of transfer in an
Assignment and Assumption of this Agreement  substantially  in the form of Exhibit D hereto executed by the transferee  shall have been delivered to the Company.  The  Purchaser  also shall advise the Company of the transfer.  Upon receipt of notice of the transfer,  the
Company shall mark its books and records to reflect the ownership of the Mortgage  Loans of such assignee,  and the previous  Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.07      Delivery of Mortgage Loan Documents.

         The Company  shall deliver and release to the  Purchaser or its designee the Mortgage  Loan  Documents in accordance  with the terms of this  Agreement.  The documents  enumerated as items (1), (2), (4), (5), (6), (7), (8), (9) and (16) in Exhibit A hereto shall be delivered by the Company to the  Purchaser  or its  designee no later than two (2) Business  Days prior to the related  Closing Date pursuant  to a bailee  letter  agreement.  All other  documents  in Exhibit A hereto,  together  with all other  documents  executed in connection  with the  Mortgage  Loan that  Company  may have in its  possession,  shall be  retained  by the  Company  in trust for the
Purchaser.  If the Company cannot deliver the original  recorded  Mortgage Loan  Documents or the original  policy of title  insurance, including riders and  endorsements  thereto,  on the related Closing Date, the Company shall,  promptly upon receipt thereof and in any case not later than 180 days from the related Closing Date, deliver such original  documents,  including  original recorded  documents, to the  Purchaser  or its  designee  (unless the Company is delayed in making such  delivery by reason of the fact that such  documents shall not have been returned by the appropriate  recording  office).  If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents  shall not have been returned by the  appropriate  recording  office,
Company  shall  deliver such document to  Purchaser,  or its  designee,  within such time period as specified in a Company's  Officer's
Certificate.  In the event that  documents  have not been received by the date  specified in the  Company's  Officer's  Certificate,  a subsequent  Company's  Officer's  Certificate shall be delivered by such date specified in the prior Company's  Officer's  Certificate, stating a revised date for receipt of  documentation.  The  procedure  shall be repeated  until the  documents  have been  received and delivered.  If delivery is not  completed  within 180 days solely due to delays in making such delivery by reason of the fact that such documents  shall not have been returned by the  appropriate  recording  office,  the Company shall  continue to use its best efforts to effect  delivery as soon as possible  thereafter,  provided that if such  documents are not delivered by the 365th day from the date of execution,  the Company shall either (a) provide an Officer’s  Certificate  certifying that such delivery has not been completed solely due to a delay by the related  recording  office or (b)  repurchase the related  Mortgage  Loans at the Repurchase  Price in accordance with Section 3.03 hereof.

         The Company shall pay all initial  recording  fees, for the  assignments of mortgage and any other fees in connection with the transfer of all original  documents to the Purchaser or its designee.  Company shall prepare,  in recordable  form,  but in blank,  all assignments  of mortgage (or Form UCC-3's for Co-op Loans)  necessary to assign the Mortgage Loans to Purchaser,  or its designee.  The
Purchaser or its designee shall be responsible  for completing the blank space in such  assignments.  Company shall be responsible  for recording the assignments of mortgage (or Form UCC-3's for Co-op Loans).

         Company  shall provide an original or duplicate  original of the title  insurance  policy to Purchaser or its designee  within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

         Any  review  by the  Purchaser,  or its  designee,  of the  Mortgage  Files  shall in no way  alter or  reduce  the  Company's obligations hereunder.

         If the Purchaser or its designee  discovers any defect with respect to a Mortgage  File, the Purchaser  shall,  or shall cause its  designee  to,  give  written  specification  of such  defect  to the  Company  which may be given in the  exception  report or the certification  delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage
Loan in accordance with Section 3.03.

         The Company shall forward to the  Purchaser,  or its designee,  original  documents  evidencing an  assumption,  modification, consolidation  or  extension  of any  Mortgage  Loan  entered  into in  accordance  with  Section 4.01 or 6.01 within one week of their execution;  provided,  however, that the Company shall provide the Purchaser,  or its designee,  with a certified true copy of any such document  submitted for  recordation  within one week of its  execution,  and shall provide the original of any document  submitted for recordation  or a copy of such document  certified by the  appropriate  public  recording  office to be a true and complete copy of the original promptly upon receipt from the recording office.

         From time to time the Company may have a need for Mortgage  Loan  Documents to be released  from  Purchaser,  or its designee.
Purchaser  shall,  or shall cause its designee to, upon the written request of the Company,  within ten (10) Business Days,  deliver to the  Company,  any  requested  documentation  previously  delivered  to Purchaser  as part of the  Mortgage  File,  provided  that such documentation is promptly returned to Purchaser,  or its designee,  when the Company no longer requires possession of the document, and provided  that during the time that any such  documentation  is held by the  Company,  such  possession  is in trust for the benefit of
Purchaser.  Company shall indemnify  Purchaser,  and its designee,  from and against any and all losses,  claims,  damages,  penalties, fines,  forfeitures,  costs and expenses (including court costs and reasonable  attorney's fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

         Section 2.08      Reserved.

                                                              ARTICLE III

                                                  REPRESENTATIONS AND WARRANTIES OF

                                           THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         The Company  represents,  warrants and  covenants to the  Purchaser  that,  as of the related  Closing Date or as of such date specifically provided herein:

         (a)      The Company is a federally  chartered  savings bank validly  existing under the laws of the United States and has all licenses  necessary to carry out its business as now being conducted,  and is licensed and qualified to transact  business in and is in good  standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise  exempt under  applicable  law from such licensing or qualification  or is otherwise not required under  applicable law to effect such licensing or qualification  and no demand for such licensing or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance  with the laws of any such  state to the  extent  necessary  to ensure  the  enforceability  of each  Mortgage  Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b)      The Company has the full power and  authority  and legal right to hold,  transfer and convey each  Mortgage  Loan, to sell each Mortgage Loan and to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated by this
Agreement and to conduct its business as presently  conducted,  has duly  authorized  the execution,  delivery and  performance of this
Agreement and any agreements  contemplated  hereby,  has duly executed and delivered this  Agreement,  and any agreements  contemplated hereby,  and this Agreement and each  Assignment of Mortgage to the Purchaser and any  agreements  contemplated  hereby,  constitutes a legal, valid and binding obligation of the Company,  enforceable  against it in accordance with its terms, and all requisite  corporate action has been taken by the Company to make this Agreement and all agreements  contemplated  hereby valid and binding upon the Company in accordance with their terms;

         (c)      Neither the execution and delivery of this  Agreement,  nor the  origination or purchase of the Mortgage Loans by the
Company,  the  sale of the  Mortgage  Loans  to the  Purchaser,  the  consummation  of the  transactions  contemplated  hereby,  or the fulfillment  of or compliance  with the terms and  conditions  of this  Agreement  will  conflict with any of the terms,  conditions or provisions  of the  Company's  charter or  by-laws  or  materially  conflict  with or result in a material  breach of any of the terms, conditions  or provisions  of any legal  restriction  or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its  properties  are subject,  or impair the ability of the
Purchaser to realize on the Mortgage Loans.

         (d)      There is no litigation,  suit, proceeding or investigation pending or threatened, or any order or decree outstanding, with respect to the Company which,  either in any one instance or in the  aggregate,  is reasonably  likely to have a material  adverse effect on the sale of the Mortgage  Loans,  the execution,  delivery,  performance or  enforceability  of this  Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Company.

         (e)      No  consent,  approval,  authorization  or order of any  court or  governmental  agency or body is  required  for the execution,  delivery and  performance by the Company of or compliance by the Company with this  Agreement,  or the sale of the Mortgage
Loans and delivery of the Mortgage Files to the Purchaser or the  consummation  of the  transactions  contemplated  by this  Agreement, except for consents, approvals, authorizations and orders which have been obtained;

         (f)      The  consummation  of the  transactions  contemplated  by this Agreement is in the ordinary course of business of the
Company,  and the  transfer,  assignment  and  conveyance  of the  Mortgage  Notes and the  Mortgages  by the Company  pursuant to this
Agreement are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (g)      The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser  as a sale for  reporting  and  accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (h)      Company is an  approved  seller/servicer  of  residential  mortgage  loans for Fannie Mae,  FHLMC and HUD,  with such facilities,  procedures  and  personnel  necessary  for the sound  servicing of such  mortgage  loans.  The Company is duly  qualified, licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws, and  regulations,  if applicable, meets the minimum  capital  requirements  set forth by the OTS, and is in good standing to sell mortgage loans to and service  mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make Company  unable to comply with  eligibility  requirements  or which would require notification to either Fannie Mae or FHLMC;

         (i)      The Company does not believe, nor does it have any cause or reason to believe,  that it cannot perform each and every covenant  contained in this  Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the  Mortgage  Loans is not  undertaken  with the  intent to  hinder,  delay or  defraud  any of the  Company's creditors;

         (j)      The Company  acknowledges  and agrees that the Servicing Fee represents  reasonable  compensation for performing such services and that the entire  Servicing Fee shall be treated by the Company,  for accounting and tax purposes,  as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.  In the opinion of Company,  the consideration  received by Company upon the sale of the Mortgage  Loans to Purchaser  under this  Agreement  constitutes  fair  consideration  for the Mortgage
Loans under current market conditions;

         (k)      Company has delivered to the Purchaser  financial  statements of its parent or predecessor in interest,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent results of operations and financial  position for the period identified and has been prepared in accordance with GAAP consistently  applied  throughout the periods involved,  except as set forth in the notes thereto.  There has been no change in the business,  operations,  financial  condition,  properties or assets of the Company  since the date of the  Company’s  financial  information  that would have a material  adverse  effect on its ability to perform its obligations under this Agreement; and

         (l)      The Company  has not dealt with any  broker,  investment  banker,  agent or other  person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

         Section 3.02      Representations and Warranties as to Individual Mortgage Loans.

         The Company  hereby  represents and warrants to the  Purchaser,  as to each Mortgage  Loan, as of the related  Closing Date as follows:

         (a)      As of the related  Closing Date, or such date as specified in the Mortgage Loan Schedule,  the  information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;

         (b)      Except for Co-op Loans,  the Mortgage  creates a valid,  subsisting  and  enforceable  first lien or a first priority ownership  interest in an estate in fee simple or a leasehold  estate in real  property  securing the related  Mortgage Note subject to principles of equity,  bankruptcy,  insolvency and other laws of general application affecting the rights of creditors. With respect to a Mortgage Loan that is a Co-op Loan, the Mortgage creates a first lien or a first priority  ownership  interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note.

         (c)      All payments due prior to the related  Cut-off Date for such Mortgage  Loan have been made as of the related  Closing
Date, the Mortgage Loan has not been dishonored;  there are no material  defaults under the terms of the Mortgage Loan; The Company has not advanced its own funds, or induced,  solicited or knowingly  received any advance of funds from a party other than the owner of the
Mortgaged  Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount required by the Mortgage Loan. No payment  under any Mortgage Loan is delinquent  as of the related  Closing Date nor has any  scheduled  payment been  delinquent at any time prior to the related  Closing Date. For purposes of this paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due.

         (d)      There  are no  defaults  by  Company  in  complying  with the  terms of the  Mortgage,  and all  taxes,  governmental assessments,  insurance  premiums,  water, sewer and municipal charges,  leasehold payments or ground rents which previously became due and owing have been paid,  or escrow funds have been  established  in an amount  sufficient  to pay for every such  escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

         (e)      The terms of the Mortgage Note and the Mortgage have not been impaired,  waived,  altered or modified in any respect, except by written  instruments  which have been  recorded  to the extent any such  recordation  is required by law,  or,  necessary  to protect the interest of the Purchaser.  No instrument of waiver,  alteration or  modification  has been executed,  and no Mortgagor has been released,  in whole or in part,  from the terms thereof  except in connection  with an assumption  agreement and which  assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage  Loan  Schedule;  the substance of any such waiver,  alteration  or  modification  has been  approved  by the issuer of any related  Primary  Mortgage  Insurance  Policy and title insurance policy, to the extent required by the related policies;

         (f)      The Mortgage  Note and the Mortgage are not subject to any right of  rescission,  set-off,  counterclaim  or defense, including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim  or defense,  including the defense of usury,  and no such right of  rescission,  set-off, counterclaim or defense has been asserted with respect  thereto;  and, as of the related Closing Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (g)      All  buildings  or other  customarily  insured  improvements  upon the  Mortgaged  Property are insured by an insurer acceptable  under the IndyMac  Guidelines or the Fannie Mae or FHLMC  Guides,  against loss by fire,  hazards of extended  coverage and such other  hazards  as are  provided  for in the  IndyMac  Guidelines  or the Fannie  Mae or FHLMC  Guide,  as well as all  additional requirements  set forth in Section 4.10 of this  Agreement.  All such standard hazard policies are in full force and effect and contain a standard  mortgagee  clause  naming the Company and its  successors in interest and assigns as loss payee and such clause is still in effect and all  premiums  due thereon  have been paid.  If required  by the Flood  Disaster  Protection  Act of 1973,  as amended,  the
Mortgage Loan is covered by a flood  insurance  policy  meeting the  requirements  of the current  guidelines of the Federal  Insurance
Administration which policy conforms to Fannie Mae or FHLMC requirements,  as well as all additional  requirements set forth in Section
4.10 of this  Agreement.  Such  policy was issued by an insurer  acceptable  under the  IndyMac  Guidelines  or the Fannie Mae or FHLMC guidelines.  The Mortgage  obligates the Mortgagor  thereunder to maintain all such insurance at the Mortgagor's cost and expense,  and on the  Mortgagor's  failure to do so,  authorizes  the holder of the Mortgage to maintain such insurance at the  Mortgagor's  cost and expense and to seek  reimbursement  therefor from the  Mortgagor.  Neither the Company (nor any prior  originator or servicer of any of the Mortgage  Loans) nor any Mortgagor  has engaged in any act or omission  which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

         (h)      Any and all requirements of any federal, state or local law including, without limitation,  usury,  truth-in-lending, real estate settlement procedures,  consumer credit protection,  equal credit opportunity or disclosure laws applicable to the Mortgage
Loan have been complied with in all material  respects;  the Company  maintains,  and shall  maintain,  evidence of such  compliance as required by applicable  law or regulation and shall make such evidence  available for inspection at the Company's  office during normal business hours upon reasonable advance notice;

         (i)      The Mortgage has not been satisfied,  canceled or subordinated,  in whole or in part, or rescinded, and the Mortgaged
Property has not been  released  from the lien of the  Mortgage,  in whole or in part nor has any  instrument  been executed that would effect any such release,  cancellation,  subordination  or rescission.  The Company has not waived the  performance by the Mortgagor of any action,  if the  Mortgagor’s  failure to perform such action would cause the  Mortgage  Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j)      For Mortgage Loans that are not Co-op Loans,  the Mortgage is a valid,  subsisting,  enforceable  and perfected first lien on the Mortgaged  Property,  including all buildings on the Mortgaged  Property and all installations and mechanical,  electrical, plumbing,  heating and air conditioning systems affixed to such buildings, and all additions,  alterations and replacements made at any time with  respect to the  foregoing  securing  the  Mortgage  Note's  original  principal  balance  subject to  principles  of equity, bankruptcy,  insolvency  and other laws of general  application  affecting the rights of creditors.  The Mortgage and the Mortgage Note do not contain any evidence of any security  interest or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having  priority over the first lien of the Mortgage  subject only to (1) the lien of  non-delinquent current real property taxes and  assessments  not yet due and payable,  (2)  covenants,  conditions  and  restrictions,  rights of way, easements and other  matters of the public record as of the date of recording  which are  acceptable to mortgage  lending  institutions generally  and either (A) which are  referred to in the lender’s  title  insurance  policy  delivered  to the  originator  or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely  affect the  residential use or
Appraised Value of the Mortgaged  Property as set forth in such appraisal,  and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate  materially  interfere with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or marketability of the related  Mortgaged  Property.  Any security  agreement,  chattel mortgage or  equivalent  document  related to and  delivered in  connection  with the Mortgage  Loan  establishes  and creates a valid, subsisting,  enforceable and perfected  first lien and first priority  security  interest on the property  described  therein,  and the
Company has the full right to sell and assign the same to the Purchaser;

         (k)      The  Mortgage  Note and the related  Mortgage  are  original  and  genuine  and each is the legal,  valid and binding obligation  of the maker  thereof,  enforceable  in all  respects  in  accordance  with its terms  subject  to  principles  of  equity, bankruptcy,  insolvency and other laws of general application  affecting the rights of creditors,  and the Company has taken all action necessary  to transfer  such rights of  enforceability  to the  Purchaser.  All parties to the  Mortgage  Note and the Mortgage had the legal  capacity to enter into the  Mortgage  Loan and to execute and deliver the Mortgage  Note and the  Mortgage.  The  Mortgage  Loan
Documents  are on forms  acceptable to Fannie Mae and FHLMC.  The Mortgage  Note and the Mortgage have been duly and properly  executed by such parties. No fraud,  error,  omission,  misrepresentation,  negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Company or on the part of any other party  involved in the  servicing of the Mortgage  Loan.  To the best of
Company’s knowledge,  no fraud, error,  omission,  misrepresentation,  negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the  Mortgagor  or on the part of any other party  involved in the  origination  of the  Mortgage  Loan.
Either the Mortgagor or a guarantor is a natural  person.  The proceeds of the Mortgage Loan have been fully  disbursed and there is no requirement for future advances thereunder,  and any and all requirements as to completion of any on-site or off-site  improvements and as to  disbursements of any escrow funds therefor have been complied with. All costs,  fees and expenses  incurred in making or closing the Mortgage Loan and the  recording of the Mortgage were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l)      The Company is the sole owner and holder of the Mortgage Loan and the  indebtedness  evidenced by the Mortgage  Note.
Upon the sale of the  Mortgage  Loan to the  Purchaser,  the Company  will retain the  Mortgage  File or any part  thereof with respect thereto not  delivered to the Purchaser or the  Purchaser’s  designee in trust only for the purpose of servicing  and  supervising  the servicing of the Mortgage Loan.  Immediately  prior to the transfer and assignment to the Purchaser,  the Mortgage Loan,  including the
Mortgage Note and the Mortgage, were not subject to an assignment,  sale or pledge to any Person other than Purchaser,  and the Company had good and  marketable  title to and was the sole owner  thereof and had full right to  transfer  and sell the  Mortgage  Loan to the
Purchaser free and clear of any  encumbrance,  equity,  lien,  pledge,  charge,  claim or security  interest and has the full right and authority  subject to no interest or  participation  of, or  agreement  with,  any other party,  to sell and assign the  Mortgage  Loan pursuant to this  Agreement and following the sale of the Mortgage  Loan,  the Purchaser  will own such Mortgage Loan free and clear of any encumbrance,  equity,  participation interest,  lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing the Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date,  the Company will not have any right to modify or alter the terms of the sale of the
Mortgage  Loan and the Company will not have any  obligation or right to repurchase  the Mortgage Loan or substitute  another  Mortgage
Loan, except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

         (m)      Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance  policy or other generally acceptable form of policy or insurance  acceptable to Fannie Mae or FHLMC (including  adjustable rate endorsements),  issued by a title insurer  acceptable to Fannie Mae or FHLMC and qualified to do business in the  jurisdiction  where the Mortgaged  Property is located, insuring (subject to the exceptions  contained in (j)(1), (2) and (3) above) the Company,  its successors and assigns,  as to the first priority lien of the Mortgage in the original  principal  amount of the Mortgage Loan and against any loss by reason of the  invalidity or  unenforceability  of the lien resulting from the provisions of the Mortgage  providing for adjustment in the Mortgage Interest Rate and Monthly  Payment.  Where  required by state law or regulation,  the Mortgagor has been given the  opportunity to choose the carrier of the required  mortgage  title  insurance.  The Company,  its  successors  and assigns,  is the sole insured of such  lender's  title insurance  policy,  such title insurance  policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's  interest  therein does not require the consent of or  notification  to the insurer and such lender's title  insurance policy is in full force and effect and will be in full force and effect  upon the  consummation  of the  transactions  contemplated  by this  Agreement.  No claims have been made under such lender's title insurance  policy,  and no prior holder or servicer of the related
Mortgage,  including the Company,  nor any  Mortgagor,  has done, by act or omission,  anything which would impair the coverage of such lender's title insurance policy;

         (n)      There is no default,  breach,  violation or event of acceleration existing under the Mortgage or the related Mortgage
Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period,  would  constitute a default, breach,  violation or event permitting acceleration;  and neither the Company, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         (o)      There are no mechanics'  or similar liens or claims which have been filed for work,  labor or material (and no rights are  outstanding  that under law could give rise to such liens)  affecting  the related  Mortgaged  Property  which are or may be liens prior to or equal to the lien of the related Mortgage;

         (p)      All  improvements  subject to the Mortgage which were  considered in determining the appraised value of the Mortgaged
Property lie wholly within the  boundaries  and building  restriction  lines of the  Mortgaged  Property (and wholly within the project with respect to a condominium  unit) and no  improvements  on adjoining  properties  encroach upon the Mortgaged  Property except those which are insured  against by the title insurance  policy  referred to in clause (m) above and all  improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q)      Each Mortgage Loan was originated by or for the Company  pursuant to, and conforms  with, the Company’s  underwriting guidelines  attached as Exhibit G hereto.  The Mortgage  Loan bears  interest at an  adjustable  rate as set forth in the Mortgage Loan
Schedule,  and Monthly Payments under the Mortgage Note are due and payable on the first day of each month.  The Mortgage  contains the usual and  enforceable  provisions  of the  Company  at the time of  origination  for the  acceleration  of the  payment  of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

         (r)      The Mortgaged  Property is not subject to any material  damage.  At  origination  of the Mortgage Loan there was not, since  origination  of the Mortgage  Loan there has not been,  and there  currently is no  proceeding  pending for the total or partial condemnation  of the  Mortgaged  Property.  The Company has not  received  notification  that any such  proceedings  are  scheduled  to commence at a future date;

         (s)      The related Mortgage contains  customary and enforceable  provisions such as to render the rights and remedies of the holder  thereof  adequate  for the  realization  against the  Mortgaged  Property of the  benefits of the  security  provided  thereby, including,  (1) in the  case  of a  Mortgage  designated  as a deed  of  trust,  by  trustee's  sale,  and (2)  otherwise  by  judicial foreclosure.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the
Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (t)      If the Mortgage  constitutes a deed of trust, a trustee,  authorized and duly qualified if required under  applicable law to act as such,  has been  properly  designated  and  currently  so serves and is named in the  Mortgage,  and no fees or expenses, except as may be required by local law, are or will become  payable by the Purchaser to the trustee under the deed of trust,  except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

         (u)      The Mortgage File contains an appraisal of the related  Mortgaged  Property signed prior to the final approval of the mortgage  loan  application  by a Qualified  Appraiser,  approved by the  Company,  who had no  interest,  direct or  indirect,  in the
Mortgaged  Property or in any loan made on the security thereof,  and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the FIRREA
and the  regulations  promulgated  thereunder,  all as in effect on the date the Mortgage  Loan was  originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC.;

         (v)      All parties which have had any interest in the Mortgage,  whether as mortgagee,  assignee,  pledgee or otherwise, are
(or,  during  the  period in which  they held and  disposed  of such  interest,  were) (A) in  compliance  with any and all  applicable licensing  requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B) (1) organized  under the laws of such state,  or (2)  qualified  to do business in such state,  or (3)  federal  savings and loan  associations  or national  banks or a
Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

         (w)      The related  Mortgage  Note is not and has not been secured by any  collateral  except the lien of the  corresponding
Mortgage and the security  interest of any applicable  security  agreement or chattel  mortgage  referred to above and such  collateral does not serve as security for any other obligation;

         (x)      The Mortgagor has received and has executed,  where applicable,  all disclosure  materials required by applicable law with respect to the making of such mortgage loans;

         (y)      The Mortgage  Loan does not contain  “balloon” or  "graduated  payment"  features;  No Mortgage  Loan is subject to a buydown agreement or contains any buydown provision;

         (z)      The  Mortgagor is not in  bankruptcy  and, the  Mortgagor  is not  insolvent  and the Company has no knowledge of any circumstances  or conditions with respect to the Mortgage,  the Mortgaged  Property,  the Mortgagor or the Mortgagor's  credit standing that could  reasonably be expected to cause  investors to regard the Mortgage Loan as an  unacceptable  investment,  cause the Mortgage
Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

         (aa)     The Mortgage  Loans accrue  interest at a fixed rate for the first three (3) or five (5) years and thereafter are one year  adjustable  rate mortgage  loans.  Each Mortgage Loan bears  interest  based upon a thirty (30) day month and a three hundred and sixty (360) day year.  The  Mortgage  Loans have an  original  term to maturity  of not more than 30 years,  with  interest  payable in arrears on the first day of each month.  As to each Mortgage  Loan, on each  applicable  Adjustment  Date,  the Mortgage  Interest Rate will be adjusted to equal the sum of the Index,  plus the  applicable  Margin;  provided,  that the  Mortgage  Interest  Rate,  on each applicable  Adjustment  Date,  will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as  applicable.  Over the term of each  Mortgage  Loan,  the Mortgage  Interest  Rate will not exceed such  Mortgage  Loan's  Lifetime  Rate Cap.  Each  Mortgage Note
requires a monthly  payment which is sufficient (a) during the period prior to the first  adjustment to the Mortgage  Interest Rate, to fully  amortize the original  principal  balance over the original  term thereof and to pay interest at the related  Mortgage  Interest
Rate, and (b) during the period  following each Adjustment  Date, to fully amortize the outstanding  principal  balance as of the first day of such period over the then  remaining term of such Mortgage Note and to pay interest at the related  Mortgage  Interest Rate. The
Mortgage Note provides that when the Mortgage  Interest Rate changes on an Adjustment  Date,  the then  outstanding  principal  balance will be reamortized  over the remaining  life of the Mortgage  Loan. No Mortgage Loan contains  terms or provisions  which would result in negative  amortization or which would permit the related  Mortgagor to convert the related  Mortgage  Interest Rate to a fixed rate.
None of the Mortgage Loans are considered agricultural loans;

         (bb)     Intentionally Omitted;

         (cc)     Intentionally Omitted;

         (dd)     Intentionally Omitted;

         (ee)     Intentionally Omitted;

         (ff)     Intentionally Omitted;

         (gg)     Intentionally Omitted;

         (hh)     In the event the Mortgage Loan has an LTV greater than 80.00%,  the excess of the  principal  balance of the Mortgage
Loan over 75.0% of the Appraised  Value of the  Mortgaged  Property  with respect to a Refinanced  Mortgage  Loan, or the lesser of the
Appraised  Value or the purchase price of the Mortgaged  Property with respect to a purchase money Mortgage Loan is and will be insured as to payment defaults by a Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer.  No Mortgage Loan has an LTV over 95%.
All  provisions of such Primary  Mortgage  Insurance  Policy have been and are being  complied  with,  such policy is in full force and effect,  and all premiums due thereunder  have been paid. No Mortgage Loan requires  payment of such premiums,  in whole or in part, by the  Purchaser.  No action,  inaction,  or event has occurred  and no state of facts  exists that has, or will result in the  exclusion from,  denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary  Mortgage  Insurance  Policy  obligates the Mortgagor thereunder  to maintain  the Primary  Mortgage  Insurance  Policy and to pay all  premiums  and charges in  connection  therewith.  The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

         (ii)     The Assignment is in recordable form and is acceptable for recording under the laws of the  jurisdiction in which the
Mortgaged Property is located;

         (jj)     As to Mortgage  Loans that are not Co-op Loans and that are not  secured by an  interest in a leasehold  estate,  the
Mortgaged  Property is located in the state  identified  in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached  single  family  residence  erected  thereon,  or a  townhouse,  or a two-to  four-family  dwelling,  or an  individual condominium  unit in a  condominium  project,  or an  individual  unit in a planned  unit  development  or a de  minimis  planned  unit development,  provided,  however,  that no residence  or dwelling is a single  parcel of real  property  with a  manufactured  home not affixed to a  permanent  foundation,  or a mobile  home.  Any  condominium  unit or  planned  unit  development  either  conforms  with applicable  Fannie Mae or FHLMC  requirements  regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae or FHLMC or is otherwise  "warrantable"  with respect  thereto.  As of the date of origination,  no portion of any Mortgaged  Property is used for commercial  purposes,  and since the Origination Date, no portion of any Mortgaged Property is used for commercial purposes;

         (kk)     Principal  payments on the Mortgage  Loan  commenced  no more than sixty (60) days after the funds were  disbursed in connection  with the Mortgage  Loan. The Mortgage Note is payable on the first day of each month in monthly  installments  of principal and interest,  which  installments are subject to change due to the adjustments to the Mortgage  Interest Rate on each Adjustment Date, with interest  calculated and payable in arrears,  sufficient to amortize the Mortgage Loan fully by the stated  maturity date, over an original term of not more than thirty years from commencement of amortization;

         (ll)     The Mortgaged  Property is lawfully  occupied under  applicable law, and all  inspections,  licenses and certificates required to be made or issued with  respect to all  occupied  portions  of the  Mortgaged  Property  and,  with  respect to the use and occupancy of the same,  including but not limited to certificates of occupancy and fire  underwriting  certificates,  have been made or obtained from the appropriate authorities;

         (mm)     To the best of Company’s  knowledge,  there is no pending  action or  proceeding  directly  involving  the  Mortgaged
Property in which compliance with any  environmental  law, rule or regulation is an issue.  There is no violation of any  environmental law, rule or regulation  with respect to the  Mortgaged  Property;  and neither the Company nor the Company have received any notice of any environmental  hazard on the Mortgaged  Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

         (nn)     The  Mortgagor has not notified the Company,  and the Company has no knowledge of any relief  requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         (oo)     No Mortgage Loan was made in connection with facilitating the trade-in or exchange of a Mortgaged Property;

         (pp)     No  action  has been  taken or failed to be taken by  Company,  on or prior to the  related  Closing  Date  which has resulted  or will  result in an  exclusion  from,  denial  of, or defense to  coverage  under any  Primary  Mortgage  Insurance  Policy
(including,  without  limitation,  any  exclusions,  denials or defenses  which would  limit or reduce the  availability  of the timely payment of the full amount of the loss  otherwise  due  thereunder  to the insured)  whether  arising out of actions,  representations, errors, omissions, negligence, or fraud of the Company, or for any other reason under such coverage;

         (qq)     Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;

         (rr)     With respect to each Co-op Loan, the related Mortgage is a valid,  enforceable and subsisting first security interest on the related  cooperative  shares  securing the related  cooperative  note,  subject only to (a) liens of the  cooperative for unpaid assessments  representing the Mortgagor's pro rata share of the  cooperative's  payments for its blanket  mortgage,  current and future real property taxes,  insurance  premiums,  maintenance fees and other assessments to which like collateral is commonly subject and (b)
other  matters to which like  collateral  is commonly  subject  which do not  materially  interfere  with the  benefits of the security intended to be  provided  by the  Security  Agreement.  There are no liens  against or  security  interest  in the  cooperative  shares relating to each Co-op Loan  (except for unpaid  maintenance,  assessments  and other  amounts  owed to the related  cooperative  which individually or in the aggregate will not have a material  adverse effect on such Co-op Loans),  which have priority over the Company's security interest in such cooperative shares;

         (ss)     With respect to each Co-op Loan, a search for filings of financing  statements  has been made by a company  competent to make the same,  which  company is  acceptable to Fannie Mae or FHLMC,  and  qualified to do business in the  jurisdiction  where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

         (tt)     With  respect to each Co-op Loan,  the related  cooperative  corporation  that owns title to the related  cooperative apartment  building is a "cooperative  housing  corporation"  within the meaning of Section 216 of the Internal Revenue Code, and is in
material  compliance with applicable  federal,  state and local laws which, if not complied with,  could have a material adverse effect on the Mortgaged Property;

         (uu)     With respect to each Co-op Loan,  (a) the terms of the related  proprietary  lease or  occupancy  agreement is longer than the terms of the Cooperative Loan, (b) there is no provision in such proprietary  lease or occupancy  agreement which requires the
Mortgagor to offer for sale the cooperative  shares owned by such Mortgagor first to the  Cooperative,  and (c) there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

         (vv)     The Mortgage Loan was originated,  within the meaning of section 3(a)(41) of the Securities  Exchange Act of 1934, by a mortgagee  approved by the Secretary of Housing and Urban  Development  pursuant to sections 203 and 211 of the National Housing Act, a savings and loan  association,  a savings bank, a commercial bank, credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority;

         (ww)     None of the Mortgage Loans are simple interest Mortgage Loans and none of the Mortgaged Properties are timeshares;

         (xx)     All of the terms of the Mortgage pertaining to interest rate adjustments,  payment adjustments and adjustments of the outstanding  principal  balance are  enforceable,  all such  adjustments  have been  properly  made,  including the mailing of required notices,  and such  adjustments do not and will not affect the priority of the Mortgage lien.  With respect to each Mortgage Loan which has passed its initial  Adjustment  Date,  the Company has  performed an audit of the Mortgage  Loan to determine  whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage;

         (yy)     Each Mortgage Note, each Mortgage,  each Assignment and any other documents required pursuant to this Agreement to be delivered to the Purchaser or its designee,  or its assignee for each Mortgage Loan,  have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee;

         (zz)     To the best of Company’s knowledge, no statement,  tape, diskette,  form, report or other document prepared by, or on behalf of, Company  pursuant to this Agreement or in connection with the  transactions  contemplated  hereby,  contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

         (aaa)        The Company used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio at the related Cut-off Date;

         (bbb)    The  origination  and servicing  practices  used by the Company and any prior  originator or servicer with respect to each  Mortgage  Note and Mortgage  have been legal and in  accordance  with  applicable  laws and  regulations  and the  Mortgage  Loan
Documents,  and in all material  respects  proper and prudent in the mortgage  origination and servicing  business.  Each Mortgage Loan has been serviced in all material  respects with Accepted  Servicing  Practices.  With respect to escrow deposits and payments that the
Company,  on behalf of an investor,  is entitled to collect,  all such payments are in the  possession of, or under the control of, the
Company, and there exist no deficiencies in connection  therewith for which customary  arrangements for repayment thereof have not been made.  All escrow  payments  have been  collected  in full  compliance  with state and  federal law and the  provisions  of the related
Mortgage  Note and  Mortgage.  As to any  Mortgage  Loan  that is the  subject  of an  escrow,  escrow  of funds is not  prohibited  by applicable  law and has been  established  in an amount  sufficient  to pay for every  escrowed  item that remains  unpaid and has been assessed  but is not yet due and  payable.  No escrow  deposits or other  charges or  payments  due under the  Mortgage  Note have been capitalized under any Mortgage or the related Mortgage Note; and

         (ccc)    With respect  each  Mortgage  Loan  secured in whole or in part by the interest of the  Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”):

                  (i)      Such Ground Lease is valid, in good standing, and in full force and effect;

                  (ii)     The lessee is not in default under any provision of the lease;

                  (iii)        The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least ten years;

                  (iv)     The mortgagee  under the Mortgage  Loan is given at least 30 days' notice of any default and an  opportunity to cure any defaults under the Ground Lease or to take over the Mortgagor's rights under the Ground Lease;

                  (v)      The Ground Lease does not contain any default  provisions  that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents; and

                  (vi)     The Ground Lease provides that the leasehold can be  transferred,  mortgaged and sublet an unlimited  number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor.

         Section 3.03      Repurchase; Substitution.

         It is understood  and agreed that the  representations  and  warranties  set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage  Loans and delivery of the Mortgage  Loan  Documents to the  Purchaser,  or its  designee,  and shall inure to the benefit of the  Purchaser,  notwithstanding  any  restrictive  or qualified  endorsement  on any  Mortgage  Note or  Assignment  or the examination,  or lack of  examination,  of any Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the  foregoing  representations  and  warranties  which  materially  and  adversely  affects the value of the Mortgage  Loans or the interest of the Purchaser in any Mortgage Loan, the party  discovering  such breach shall give prompt written notice to the other.  The
Company  shall have a period of sixty (60) days from the earlier of its  discovery  or its receipt of notice of any such breach  within which to correct or cure such  breach.  The Company  hereby  covenants  and agrees that if any such  breach is not  corrected  or cured within such sixty day period,  the Company  shall,  at the  Purchaser's  option and not later than ninety (90) days of its discovery or its receipt of notice of such breach,  repurchase  such Mortgage Loan at the Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser’s  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall involve any representation  or warranty  set forth in Section  3.01,  and such breach is not cured  within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach,  all Mortgage Loans shall, at the option of the Purchaser,  be repurchased by the
Company at the Repurchase Price.

         In addition to the  foregoing,  in the event that the first  Monthly  Payment  due on or after the related  Cut-off  Date with respect to any Mortgage  Loan is not made on or within  thirty (30) days of the related Due Date,  the Company  shall  repurchase  such
Mortgage Loan at the  Repurchase  Price within thirty (30) days of the related  Closing Date.  The Company  further agrees that, at the option of the Purchaser,  the Company shall  repurchase,  at the related  Repurchase Price, any Mortgage Loan as to which the second or third  Monthly  Payment is not made within 30 days of the related Due Date  therefor.  Such  repurchase  option  shall be  exercised in writing by the  Purchaser and shall expire on the later of (i) ninety (90) days  following  the related  Closing Date or (ii) the third
Business Day following  receipt of the  delinquency  information on such Mortgage Loan by the Purchaser.  The Company shall  repurchase any such Mortgage Loan within three (3) Business Days of the Purchaser’s written election to require such repurchase.

         Any  repurchase  pursuant to this  Section 3.03 shall be  accomplished  by wire  transfer of  immediately  available  funds to
Purchaser in the amount of the Repurchase Price.

         If the  Company is required to  repurchase  any  Mortgage  Loan  pursuant to this  Section  3.03,  the Company  may,  with the
Purchaser's  prior  consent  and at  Purchaser’s  sole  option,  within  ninety (90) days from the related  Closing  Date,  remove such defective  Mortgage Loan from the terms of this Agreement and  substitute  another  mortgage loan for such defective  Mortgage Loan, in lieu of  repurchasing  such  defective  Mortgage  Loan.  Any  substitute  Mortgage  Loan is subject  to  Purchaser  acceptability.  Any substituted Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

         The  Company  shall  amend the  Mortgage  Loan  Schedule to reflect the  withdrawal  of the  removed  Mortgage  Loan from this
Agreement and the  substitution  of such  substitute  Mortgage  Loan  therefor.  Upon such  amendment,  the Purchaser  shall review the
Mortgage File delivered to it relating to the substitute  Mortgage Loan. In the event of such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the substitution  occurs and any Principal  Prepayments made thereon during such month shall be the property of the Purchaser  and accrued  interest for such month on the Mortgage  Loan for which the  substitution  is made and any  Principal  Prepayments  made  thereon  during  such month  shall be the  property of the  Company.  The  Monthly  Payment on a substitute  Mortgage  Loan due on the Due Date in the month of  substitution  shall be the  property  of the  Company  and the  Monthly
Payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

         It is  understood  and agreed that the  obligation  of the  Company  set forth in this  Section  3.03 to cure,  repurchase  or substitute  for a defective  Mortgage Loan, and to indemnify  Purchaser  pursuant to Section 8.01,  constitute the sole remedies of the
Purchaser  respecting a breach of the foregoing  representations  and warranties.  If the Company fails to repurchase or substitute for a defective  Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective  Mortgage Loan to Purchaser's  reasonable satisfaction in accordance with this Section 3.03, or to indemnify  Purchaser  pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this Agreement as a result  thereof.  No provision of this paragraph  shall affect the rights of the Purchaser to terminate  this Agreement for cause,  as set forth in Sections 10.01 and
11.01.

         Any cause of action against the Company  relating to or arising out of the breach of any  representations  and warranties made in Sections  3.01 and 3.02 shall  accrue as to any  Mortgage  Loan upon (i) the earlier of  discovery  of such breach by the Company or notice  thereof by the Purchaser to the Company,  (ii) failure by the Company to cure such breach or  repurchase  such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         In the event that any Mortgage  Loan is held by a REMIC,  notwithstanding  any  contrary  provision  of this  Agreement,  with respect to any  Mortgage  Loan that is not in default or as to which no default is imminent,  no  substitution  pursuant to  Subsection
3.03 shall be made after the  applicable  REMIC's  "start up day" (as defined in Section  860G(a) (9) of the Code),  unless the Company has obtained an Opinion of Counsel to the effect that such  substitution  will not (i) result in the imposition of taxes on "prohibited transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

                                                              ARTICLE IV

                                            ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company,  as independent  contract  servicer,  shall service and  administer  the Mortgage  Loans in accordance  with this
Agreement and with Accepted Servicing Practices,  and shall have full power and authority,  acting alone, to do or cause to be done any and all things in connection  with such servicing and  administration  which the Company may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing  Practices and exercise the same care that it customarily  employs for its own account.  Except as set forth in this  Agreement,  the Company  shall  service the  Mortgage  Loans in strict  compliance  with the servicing  provisions of the IndyMac  Guidelines,  which  include,  but are not limited to,  provisions  regarding the  liquidation  of
Mortgage  Loans,  the  collection of Mortgage Loan payments,  the payment of taxes,  insurance and other  charges,  the  maintenance of hazard  insurance with a Qualified  Insurer,  the maintenance of mortgage  impairment  insurance,  the maintenance of fidelity bond and errors and omissions  insurance,  inspections,  the restoration of Mortgaged  Property,  the maintenance of Primary Mortgage  Insurance
Policies,  insurance  claims,  the title,  management  and  disposition  of REO  Property,  permitted  withdrawals  with respect to REO
Property,  liquidation  reports,  and reports of  foreclosures  and  abandonments  of  Mortgaged  Property,  the  transfer of Mortgaged
Property,  the release of Mortgage Files, annual statements,  and examination of records and facilities.  In the event of any conflict, inconsistency  or  discrepancy  between any of the servicing  provisions of this  Agreement and any of the servicing  provisions of the
IndyMac  Guidelines,  the provisions of this Agreement  shall control and be binding upon the Purchaser and the Company.  The Purchaser may, at its option deliver  powers-of-attorney  to the Company sufficient to allow the Company as servicer to execute all documentation requiring  execution on behalf of Purchaser  with respect to the  servicing of the Mortgage  Loans,  including  satisfactions,  partial releases,  modifications and foreclosure  documentation,  or in the alternative,  shall as promptly as reasonably possible, execute and return such documentation to the Company.

         Consistent  with the terms of this Agreement,  the Company may waive,  modify or vary any term of any Mortgage Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any Mortgagor if in the Company's  reasonable  and prudent determination  such waiver,  modification,  postponement or indulgence is not materially adverse to the Purchaser,  provided,  however, that unless the Company has obtained the prior written  consent of the Purchaser,  the Company shall not permit any  modification  with respect to any Mortgage  Loan that would change the Mortgage  Interest  Rate,  forgive the payment of principal or interest,  reduce or increase the  outstanding  principal  balance  (except for actual  payments of  principal)  or change the final  maturity  date on such
Mortgage  Loan.  In the event of any such  modification  which has been  agreed to in writing by the  Purchaser  and which  permits the deferral of interest or principal  payments on any Mortgage  Loan,  the Company shall,  on the Business Day  immediately  preceding the
Remittance Date in any month in which any such principal or interest payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance  with Section 4.04, the  difference  between (a) such month's  principal and one month's  interest at the
Mortgage Loan  Remittance  Rate on the unpaid  principal  balance of such Mortgage Loan and (b) the amount paid by the  Mortgagor.  The
Company shall be entitled to  reimbursement  for such advances to the same extent as for all other  advances  pursuant to Section 4.05.
Without  limiting the generality of the foregoing,  the Company shall  continue,  and is hereby  authorized and empowered,  to prepare, execute and  deliver,  all  instruments  of  satisfaction  or  cancellation,  or of partial or full  release,  discharge  and all other comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged  Properties.  Notwithstanding  anything herein to the contrary,  the Company may not enter into a  forbearance  agreement or similar  arrangement  with respect to any Mortgage
Loan which runs more than 12 months after the first  delinquent  Due Date.  Any such  agreement  shall be approved by Purchaser and, if required,  by the Primary Mortgage Insurance Policy insurer;  provided that, the Purchaser’s consent shall be deemed to be given if the
Purchaser  does not object to any proposed  forbearance  agreement or similar  arrangement  within seven days  following its receipt of notice of such proposed forbearance agreement or similar arrangement.

         In servicing  and  administering  the Mortgage  Loans,  the Company  shall employ  Accepted  Servicing  Practices,  giving due consideration to the Purchaser's reliance on the Company.  Unless a different time period is stated in this Agreement,  Purchaser shall be deemed to have given  consent in  connection  with a particular  matter if Purchaser  does not  affirmatively  grant or deny consent within five (5) Business Days from the date  Purchaser  receives a second  written  request for consent for such matter from Company as servicer.

         The Mortgage Loans may be subserviced by the  Subservicer on behalf of the Company  provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact  business,  and licensed to service mortgage  loans,  in the state or states where the related  Mortgaged  Properties it is to service are  situated,  if and to the extent required by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing  Agreement,  and in either case shall be a FHLMC or Fannie Mae approved  mortgage  servicer in good standing,  and no event has occurred,  including but not limited to a change in  insurance  coverage,  which would make it unable to comply with the  eligibility  requirements  for lenders imposed by Fannie Mae or for  seller/servicers  imposed by Fannie Mae or FHLMC,  or which would require  notification  to Fannie Mae or
FHLMC.  In addition,  each  Subservicer  will obtain and preserve its  qualifications  to do business as a foreign  corporation and its licenses to service  mortgage loans, in each  jurisdiction  in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability  of this  Agreement,  or any of the Mortgage Loans and to perform or cause to be performed its duties  under the related  Subservicing  Agreement.  The Company may perform any of its  servicing  responsibilities  hereunder  or may cause the  Subservicer  to perform any such servicing  responsibilities  on its behalf,  but the use by the Company of the  Subservicer shall not release the Company from any of its  obligations  hereunder and the Company shall remain  responsible  hereunder for all acts and  omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own funds,  and the  Subservicer's  fee shall not exceed the  Servicing  Fee.  Company shall notify Purchaser promptly in writing upon the appointment of any Subservicer.

         At the cost and expense of the Company,  without any right of reimbursement from the Custodial  Account,  the Company shall be entitled  to  terminate  the rights and  responsibilities  of the  Subservicer  and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer meeting the requirements in the preceding paragraph,  provided,  however,  that nothing contained herein shall be deemed to prevent or prohibit the Company,  at the  Company's  option,  from  electing to service the related  Mortgage
Loans itself.  In the event that the Company's  responsibilities  and duties under this  Agreement are  terminated  pursuant to Section
4.13,  8.04,  9.01 or 10.01 and if requested to do so by the  Purchaser,  the Company  shall at its own cost and expense  terminate the rights and  responsibilities  of the  Subservicer  effective as of the date of  termination  of the Company.  The Company shall pay all fees, expenses or penalties  necessary in order to terminate the rights and  responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

         Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements  between the Company and the
Subservicer or any reference  herein to actions taken through the  Subservicer  or otherwise,  the Company shall not be relieved of its obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and  conditions  as if it alone were servicing and  administering  the Mortgage  Loans.  The Company shall be entitled to enter into an agreement with the  Subservicer  for indemnification  of the Company by the  Subservicer  and nothing  contained in this  Agreement  shall be deemed to limit or modify such indemnification.  The Company will indemnify and hold  Purchaser  harmless from any loss,  liability or expense  arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

         Any  Subservicing  Agreement and any other  transactions or services  relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the  Subservicer and Company alone,  and the Purchaser  shall have no obligations,  duties or liabilities with respect to the Subservicer  including no obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.
For purposes of distributions  and advances by the Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

         Section 4.02      Collection of Mortgage Loan Payments.

         Continuously  from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each  Mortgage Loan when the same shall become due and payable and shall,  to the extent such procedures  shall be consistent  with this Agreement,  Accepted  Servicing  Practices,  and the terms and provisions of any related Primary Mortgage  Insurance Policy,  follow such collection  procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further,  the Company will take due care in  ascertaining  and  estimating  annual escrow  payments,  and all other  charges  that, as provided in the  Mortgage,  will become due and payable,  so that the  installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 4.03      Realization Upon Defaulted Mortgage

         The Company shall use its best efforts,  consistent  with the procedures that the Company would use in servicing loans for its own  account,  consistent  with  Accepted  Servicing  Practices,  any Primary  Mortgage  Insurance  Policies  and the best  interest of
Purchaser,  to foreclose upon or otherwise  comparably convert the ownership of properties  securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory  arrangements can be made for collection of delinquent  payments  pursuant to Section 4.01.  The Company shall use its best efforts to realize upon  defaulted  Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser,  taking into account,  among other things,  the timing of foreclosure  proceedings.
The foregoing is subject to the  provisions  that, in any case in which a Mortgaged  Property shall have suffered  damage,  the Company shall not be required to expend its own funds toward the  restoration of such property  unless it shall determine in its discretion (i)
that such restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the Purchaser after  reimbursement to itself for such  expenses,  and (ii) that such expenses will be recoverable by the Company  through  Insurance  Proceeds or Liquidation
Proceeds from the related  Mortgaged  Property,  as contemplated  in Section 4.05.  Company shall obtain prior approval of Purchaser as to  restoration  expenses in excess of five thousand  dollars  ($5,000).  The Company shall be  responsible  for all costs and expenses incurred by it in any such proceedings or functions;  provided,  however,  that it shall be entitled to reimbursement  thereof from the related  property,  as contemplated in Section 4.05.  Notwithstanding  anything to the contrary  contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure,  in the event the Company has reasonable  cause to believe that a Mortgaged
Property is  contaminated  by  hazardous  or toxic  substances  or wastes,  or if the  Purchaser  otherwise  requests an  environmental inspection  or review of such  Mortgaged  Property,  such an  inspection  or review is to be conducted by a qualified  inspector at the
Purchaser's  expense.  Upon  completion of the  inspection,  the Company shall promptly  provide the Purchaser with a written report of the  environmental  inspection.  After reviewing the  environmental  inspection  report,  the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

         In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO Property,  such property  shall be disposed of by
Company,  with the consent of Purchaser as required  pursuant to this  Agreement,  within three years after  becoming an REO  Property, unless  Company  provides  to the trustee  under such REMIC an opinion of counsel to the effect  that the holding of such REO  Property subsequent to three years after its becoming REO Property,  will not result in the imposition of taxes on "prohibited  transactions" as defined  in  Section  860F of the Code,  or cause the  transaction  to fail to  qualify  as a REMIC at any time that  certificates  are outstanding.  Company  shall manage,  conserve,  protect and operate each such REO Property for the  certificateholders  solely for the purpose  of its  prompt  disposition  and sale in a manner  which does not cause  such  property  to fail to  qualify  as  "foreclosure property" within the meaning of Section  860F(a)(2)(E)  of the Code, or any "net income from foreclosure  property" which is subject to taxation  under the REMIC  provisions of the Code.  Pursuant to its efforts to sell such  property,  the Company shall either itself or through an agent  selected by Company,  protect and conserve  such property in the same manner and to such an extent as is customary in the locality  where such  property is located.  Additionally,  Company  shall  perform the tax  withholding  and  reporting  related to
Sections 1445 and 6050J of the Code.

         Notwithstanding  anything to the contrary  contained  herein,  the Purchaser may, at the Purchaser's sole option,  upon thirty days prior  written  notice,  terminate  the Company as servicer of any Mortgage  Loan that becomes  delinquent in payment of three (3)
Monthly  Payments (or more) without payment of any termination  fee with respect  thereto,  provided that the Company shall on the date said  termination  takes effect be  reimbursed  for any  unreimbursed  Monthly  Advances and any  unreimbursed  Servicing  Advances and
Servicing Fees in each case relating to the Mortgage Loan  underlying  such delinquent  Mortgage Loan  notwithstanding  anything to the contrary set forth in Section 4.05. In the event of any such  termination,  the  provisions of Section 11.01 hereof shall apply to said termination  and the transfer of servicing  responsibilities  with respect to such  delinquent  Mortgage  Loan to the  Purchaser or its designee.

         Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial  Accounts.  The Custodial  Account shall be an Eligible Account.  Funds deposited in the Custodial Account,  which shall be deposited within one Business Day of receipt,  shall at all times be insured by the FDIC up to the FDIC insurance limits,  or must be invested in Permitted  Investments held in the name of the Purchaser.  Funds  deposited in the Custodial  Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial  Account shall be evidenced by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Purchaser on the related Closing Date, and upon the request of any subsequent Purchaser.

         The  Company  shall  deposit in the  Custodial  Account on a daily  basis,  and retain  therein  the  following  payments  and collections  received or made by it  subsequent to the related  Cut-off  Date, or received by it prior to the related  Cut-off Date but allocable to a period  subsequent  thereto,  other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date:

         (i)      all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

         (ii)     all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv)     any amounts required to be deposited by the Company in connection with any REO Property pursuant to Section 4.13;

         (v)      all Insurance  Proceeds  including  amounts required to be deposited  pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the  restoration  or repair of the Mortgaged  Property or released to the
Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

         (vi)     all  Condemnation  Proceeds  affecting any Mortgaged  Property  which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

         (vii)    any Monthly Advances;

         (viii)   with respect to each full or partial Principal Prepayment,  any Prepayment Interest Shortfalls,  to the extent of the
Company’s aggregate Servicing Fee received with respect to the related Due Period;

         (ix)     any amounts  required to be  deposited  by the Company  pursuant to Section 4.10 in  connection  with the  deductible clause in any blanket  hazard  insurance  policy,  such  deposit  shall be made from the  Company's  own funds,  without  reimbursement therefor; and

         (x)      any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 4.13 or 6.02.

         The foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being  understood  and agreed that, without limiting the generality of the foregoing,  payments in the nature of late payment charges,  prepayment penalites and assumption fees, to the extent  permitted by Section 6.01,  need not be deposited by the Company in the  Custodial  Account.  Any interest paid on funds  deposited in the Custodial  Account by the depository  institution and any income from the investment of such funds shall accrue to the benefit of the Company and the Company  shall be entitled to retain and withdraw  such  interest  and income from the  Custodial
Account  pursuant to Section 4.05 (iv). The Purchaser  shall not be responsible  for any losses  suffered with respect to investment of funds in the Custodial Account.

         Section 4.05      Permitted Withdrawals From the Custodial Account.

         The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

         (i)      to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

         (ii)     to reimburse  itself for Monthly  Advances,  the Company's right to reimburse  itself pursuant to this subclause (ii)
being limited to amounts received on the related  Mortgage Loan which represent late  collections  (net of the related  Servicing Fees)
of principal  and/or interest  respecting  which any such advance was made and amounts as to which the Company has determined that such
Monthly Advance will not be recoverable as provided above, it being understood that, in the case of such  reimbursement,  the Company's right  thereto  shall be prior to the rights of the  Purchaser,  except  that,  where the Company is required to  repurchase a Mortgage
Loan,  pursuant to Section 3.03, the Company's right to such  reimbursement  shall be subsequent to the payment to the Purchaser of the
Repurchase  Price  pursuant to such Section and all other amounts  required to be paid to the  Purchaser  with respect to such Mortgage
Loan;

         (iii)    to reimburse  itself for  unreimbursed  Servicing  Advances and any unpaid  Servicing  Fees,  the Company's  right to reimburse  itself  pursuant to this  subclause  (iii) with respect to any Mortgage Loan being  limited to  recoveries  from the related
Mortgagor  with respect  thereto and related  proceeds from  Liquidation  Proceeds,  Condemnation  Proceeds and  Insurance  Proceeds in
accordance with the relevant  provisions of the IndyMac  Guidelines or as otherwise set forth in this Agreement;  any recovery shall be made upon liquidation of the REO Property;

         (iv)     to pay to itself as part of its servicing  compensation  (a) any interest  earned on funds in the  Custodial  Account
(all such interest to be withdrawn  monthly not later than each  Remittance  Date),  and (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

         (v)      to pay to itself with respect to each  Mortgage Loan that has been  repurchased  pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined,

         (vi)     to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

         (vii)    to remove funds inadvertently placed in the Custodial Account by the Company; and

         (viii)   to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06      Establishment of Escrow Accounts;Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds collected and received  pursuant to each Mortgage Loan which constitute  Escrow
Payments  separate  and apart  from any of its own funds and  general  assets  and shall  establish  and  maintain  one or more  Escrow
Accounts.  The Escrow  Account shall be an Eligible  Account.  Funds  deposited in each Escrow Account shall at all times be insured in a manner to provide  maximum  insurance  under the insurance  limitations  of the FDIC,  or must be invested in Permitted  Investments.
Funds  deposited  in the Escrow  Account may be drawn on by the Company in  accordance  with Section  4.07.  The creation of any Escrow
Account  shall be  evidenced  by a letter  agreement  in the form shown in Exhibit C. The  original of such letter  agreement  shall be furnished to the Purchaser on the related Closing Date, and upon request to any subsequent purchaser.

         The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

         (i)      all Escrow Payments  collected on account of the Mortgage Loans,  for the purpose of effecting  timely payment of any such items as required under the terms of this Agreement;

         (ii)     all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

         (iii)    all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

         The  Company  shall make  withdrawals  from the  Escrow  Account  only to effect  such  payments  as are  required  under this
Agreement,  and for such other  purposes as shall be as set forth or in accordance  with Section 4.07. The Company shall be entitled to retain any interest and  investment  income paid on funds  deposited in the Escrow  Account by the  depository  institution  other than interest on escrowed  funds  required by law to be paid to the  Mortgagor  and, to the extent  required by law,  the Company  shall pay interest on escrowed  funds to the Mortgagor  notwithstanding  that the Escrow  Account is  non-interest  bearing or that interest paid thereon is  insufficient  for such purposes.  The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by Company only:

         (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  Primary  Mortgage  Insurance  Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

         (ii)     to reimburse  Company for any Servicing Advance made by Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

         (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds  deposited in the Escrow Account;

         (vii)    to clear and terminate the Escrow Account on the  termination  of this  Agreement.  As part of its servicing  duties, the Company shall pay to the  Mortgagors  interest on funds in Escrow  Account,  to the extent  required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient,  shall pay such interest from its own funds,  without any reimbursement therefor; and

         (viii)   to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06.

         Section 4.08      Payment of Taxes,  Insurance  and Other  Charges;  Maintenance  of Primary  Mortgage  Insurance  Policies;
Collections Thereunder.

         With respect to each Mortgage  Loan,  the Company  shall  maintain  accurate  records  reflecting  the status of ground rents, taxes,  assessments,  water  rates and other  charges  which are or may  become a lien upon the  Mortgaged  Property  and the status of primary  mortgage  insurance  premiums and fire and hazard  insurance  coverage and shall obtain,  from time to time, all bills for the payment of such charges,  including  renewal  premiums and shall effect payment thereof prior to the applicable  penalty or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose deposits of the Mortgagor in the
Escrow Account which shall have been  estimated and  accumulated  by the Company in amounts  sufficient  for such purposes,  as allowed under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company shall  determine  that any such  payments  are made by the  Mortgagor  at the time they first  become  due.  The Company  assumes  full responsibility  for the  timely  payment of all such bills and shall  effect  timely  payments  of all such bills  irrespective  of the
Mortgagor's  faithful  performance  in the payment of same or the making of the Escrow  Payments and shall make  advances  from its own funds to effect such payments.

         The Company will maintain in full force and effect Primary  Mortgage  Insurance  Policies  issued by a Qualified  Insurer with respect to each Mortgage Loan for which such coverage is herein  required.  Such coverage will be terminated  only with the approval of
Purchaser,  or as  required by  applicable  law or  regulation.  The  Company  will not cancel or refuse to renew any Primary  Mortgage
Insurance  Policy in effect on the related Closing Date that is required to be kept in force under this Agreement  unless a replacement
Primary  Mortgage  Insurance  Policy for such canceled or nonrenewed  policy is obtained from and maintained with a Qualified  Insurer.
The Company shall not take any action which would result in non-coverage  under any applicable  Primary  Mortgage  Insurance  Policy of any loss  which,  but for the  actions of the  Company  would have been  covered  thereunder.  In  connection  with any  assumption  or substitution  agreement  entered into or to be entered into pursuant to Section 6.01,  the Company  shall  promptly  notify the insurer under the related Primary  Mortgage  Insurance  Policy,  if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions  which may be required by such insurer as a condition to the  continuation  of coverage under the Primary Mortgage  Insurance  Policy.  If such Primary Mortgage  Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         In  connection  with its  activities  as  servicer,  the Company  agrees to prepare and  present,  on behalf of itself and the
Purchaser,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely fashion in accordance with the terms of such
Primary Mortgage  Insurance Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary
Mortgage  Insurance Policy respecting a defaulted  Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Company under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09      Transfer of Accounts.

         The Company may transfer the Custodial  Account or the Escrow Account to a different  Eligible  Account from time to time. The
Company shall notify the Purchaser prior to any such transfer.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company  shall cause to be  maintained  for each Mortgage  Loan fire and hazard  insurance  with  extended  coverage as is acceptable  to Fannie Mae or FHLMC and  customary  in the area where the  Mortgaged  Property is located in an amount which is equal to the  lesser of (i) the  maximum  insurable  value of the  improvements  securing  such  Mortgage  Loan or (ii) the  greater  of (a) the outstanding  principal  balance of the Mortgage Loan,  and (b) an amount such that the proceeds  thereof shall be sufficient to prevent the Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood  insurance  policy  meeting the  requirements  of the current  guidelines of the Federal
Insurance  Administration in effect with an insurance  carrier  acceptable to Fannie Mae or FHLMC, in an amount  representing  coverage not less than the least of (i) the  outstanding  principal  balance of the  Mortgage  Loan,  (ii) the  maximum  insurable  value of the improvements  securing  such  Mortgage  Loan or (iii) the maximum  amount of  insurance  which is  available  under the Flood  Disaster
Protection  Act of 1973, as amended.  If at any time during the term of the Mortgage Loan,  the Company  determines in accordance  with applicable law and pursuant to the IndyMac  Guidelines  that a Mortgaged  Property is located in a special flood hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood Disaster  Protection Act of 1973, as amended,  the Company shall notify the related  Mortgagor that the Mortgagor  must obtain such flood  insurance  coverage,  and if said
Mortgagor  fails to obtain the required flood  insurance  coverage within  forty-five  (45) days after such  notification,  the Company shall  immediately  force place the required flood  insurance on the  Mortgagor’s  behalf.  The Company shall also maintain on each REO
Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements  which are a part of such property,  and, to the extent required and available under the Flood Disaster  Protection Act of
1973, as amended,  flood insurance in an amount as provided above.  Any amounts  collected by the Company under any such policies other than  amounts to be  deposited  in the Escrow  Account  and  applied to the  restoration  or repair of the  Mortgaged  Property  or REO
Property,  or released to the Mortgagor in accordance with Accepted Servicing  Practices,  shall be deposited in the Custodial Account, subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be required by the  Company of the  Mortgagor  or  maintained  on property  acquired  in respect of the  Mortgage  Loan,  other than  pursuant to this
Agreement,  the IndyMac  Guidelines or such  applicable  state or federal laws and  regulations as shall at any time be in force and as shall require such  additional  insurance.  All such policies  shall be endorsed with standard  mortgagee  clauses with loss payable to the Company and its  successors  and/or  assigns and shall provide for at least thirty days prior written  notice of any  cancellation, reduction in the amount or material  change in coverage to the Company.  The Company shall not interfere with the  Mortgagor's  freedom of choice in selecting either his insurance carrier or agent,  provided,  however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Company  shall obtain and maintain a blanket  policy  issued by an insurer  acceptable  to Fannie Mae or
FHLMC  insuring  against hazard losses on all of the Mortgage  Loans,  then, to the extent such policy  provides  coverage in an amount equal to the amount  required  pursuant to Section 4.10 and otherwise  complies with all other  requirements  of Section 4.10, it shall conclusively  be deemed to have  satisfied  its  obligations  as set forth in Section 4.10,  it being  understood  and agreed that such policy may contain a deductible  clause,  in which case the Company  shall,  in the event that there shall not have been  maintained on the related  Mortgaged  Property or REO Property a policy  complying  with Section  4.10,  and there shall have been a loss which would have been covered by such policy,  deposit in the Custodial  Account the amount not otherwise  payable under the blanket policy because of such  deductible  clause.  In connection  with its activities as servicer of the Mortgage  Loans,  the Company agrees to prepare and present,  on behalf of the Purchaser,  claims under any such blanket  policy in a timely  fashion in accordance  with the terms of such policy.  Upon request of the Purchaser,  the Company shall cause to be delivered to the Purchaser a certificate  of insurance  covering such policy.

         Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

         The Company shall maintain,  at its own expense,  a blanket fidelity bond and an errors and omissions  insurance policy,  with broad  coverage  with  responsible  companies on all  officers,  employees or other  persons  acting in any capacity with regard to the
Mortgage  Loan to handle  funds,  money,  documents  and papers  relating to the Mortgage  Loan,  which policy is in form and substance acceptable  to Fannie Mae under the Fannie Mae Guide.  The  Fidelity  Bond shall be in the form of the Mortgage  Banker's  Blanket Bond and shall comply with the  requirements  for Fidelity Bonds as set forth in the Fannie Mae Guide.  Such errors and omissions  insurance shall also protect and insure the Company  against losses in connection  with the failure to maintain any insurance  policies  required pursuant to this  Agreement.  No provision of this Section 4.12  requiring the Fidelity Bond or errors and  omissions  insurance  shall diminish or relieve the Company from its duties and  obligations as set forth in this  Agreement.  The minimum  coverage under any such bond and insurance policy shall be at least equal to the  corresponding  amounts required under the Fannie Mae Guides.  Upon request by
Purchaser,  Company shall  provide  Purchaser  with an insurance  certificate  certifying  coverage  under this Section 4.12,  and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

         Section 4.13      Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged  Property is acquired in foreclosure or by deed in lieu of  foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser or its designee,  or in the event the Purchaser or its designee is not authorized  or permitted  to hold title to real  property in the state where the REO Property is located,  the deed or  certificate  of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company from an attorney  duly  licensed to practice  law in the state where the REO  Property is located.  Any Person or Persons  holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The Company shall notify the Purchaser  upon each  acquisition of REO Property and thereafter  assume the  responsibility  for marketing  such REO property in accordance  with  Accepted  Servicing  Practices.  Thereafter,  the Company  shall  continue to provide certain  administrative  services to the  Purchaser  relating to such REO Property as set forth in this Section  4.13.  With respect to each REO Property,  the Company  shall report to the Purchaser as to the progress  being made in selling such REO Property on a monthly basis in accordance with Section 5.02(vi) and 5.04.

         The Company  shall,  either  itself or through an agent  selected by the Company,  and in accordance  with Accepted  Servicing
Procedures  manage,  conserve,  protect and operate  each REO  Property in the same  manner that it manages,  conserves,  protects  and operates other  foreclosed  property for its own account,  and in the same manner that similar property in the same locality as the REO
Property is managed.  The Company  shall cause each REO Property to be inspected  promptly  upon the  acquisition  of title thereto and shall cause each REO Property to be inspected at least monthly  thereafter or more  frequently  as required by the  circumstances.  The
Company shall make or cause to be made a written  report of each such  inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall sell such REO Property in any event  within  three  years  after  title has been taken to such REO  Property,  unless  the  Company  determines,  and gives an appropriate  notice to the  Purchaser  to such  effect,  that a longer  period is  necessary  for the orderly  liquidation  of such REO
Property.  If a longer  period  than  three (3) years is  permitted  under the  foregoing  sentence  and is  necessary  to sell any REO
Property,  the Company shall report monthly to the Purchaser as to the progress  being made in selling such REO Property.  All requests for  reimbursement  of Servicing  Advances shall be in accordance with Accepted  Servicing  Practices.  The disposition of REO Property shall be carried  out by the  Company  at such  price,  and upon such  terms and  conditions,  as the  Company  deems to be in the best interests of the Purchaser  (subject to the above  conditions) only with the prior written consent of the Purchaser which consent shall be deemed to be given if the Purchaser does not object to any proposed  disposition  within seven days following its receipt of written notice thereof.

         Notwithstanding  anything to the contrary contained herein,  the Purchaser may, at the Purchaser's sole option,  terminate the
Company as servicer of any such REO Property  without payment of any termination  fee with respect  thereto,  provided that the Company shall on the date said  termination  takes effect be reimbursed for any  unreimbursed  advances of the Company's funds made pursuant to
Section 5.03 and any  unreimbursed  Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying  such
REO  Property  notwithstanding  anything  to the  contrary  set  forth in  Section  4.05.  In the  event of any such  termination,  the provisions  of Section  11.01 hereof shall apply to said  termination  and the transfer of servicing  responsibilities  with respect to such REO Property to the Purchaser or its designee.

         Section 4.14      Notification of Maturity Date.

          With respect to each Mortgage  Loan,  the Company  shall  execute and deliver to the Mortgagor any and all necessary  notices required  under  applicable law and the terms of the related  Mortgage Note and Mortgage  regarding the maturity date if required under applicable law.

                                                               ARTICLE V

                                                       PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each  Remittance  Date, the Company shall  distribute by wire transfer of immediately  available funds to the Purchaser (i)
all amounts credited to the Custodial Account as of the close of business on the preceding  Determination  Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) the Monthly Advance,  plus (iii)  Compensating  Interest, minus (iv) any amounts  attributable to Principal  Payments received during the current month and Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding  Determination  Date. Any prepayment  penalties or similar charge due with respect to a
Mortgage Loan shall be distributed to or retained by the Purchaser or the Company,  respectively,  as set forth on the related Purchase
Price and Terms Letter.

         With respect to any remittance  received by the Purchaser  after the  Remittance  Date, the Company shall pay to the Purchaser interest on any such late  payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each  change,  plus three (3)
percentage  points,  but in no event greater than the maximum amount  permitted by applicable law. Such interest shall cover the period commencing  with the day  following  the  Business  Day such  payment was due and ending with the Business Day on which such payment is made to the  Purchaser,  both  inclusive.  The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

         Section 5.02      Statements to the Purchaser.

         On each  Remittance  Date,  the Company  shall  furnish to Purchaser an  individual  loan  accounting  report in the Company's assigned loan number order to document  Mortgage Loan payment activity on an individual  Mortgage Loan basis. Such report shall contain the following:

         (i)      with respect to each Monthly Payment,  the amount of such remittance  allocable to principal due on the preceding Due
Date;

         (ii)     with respect to each Monthly Payment due on the preceding Due Date, the amount of such remittance allocable to interest;

         (iii)    a description of each Principal Prepayment received in the preceding calendar month;

         (iv)     the amount of servicing compensation received by the Company during the prior distribution period;

         (v)      the aggregate Stated Principal Balance of the Mortgage Loans;

         (vi)     the aggregate of any expenses  reimbursed to the Company  during the prior  distribution  period  pursuant to Section
4.05; and

         (vii)    the number and aggregate  outstanding  principal  balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days,  (3) 90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO Property has been acquired in each case, as of the last day of the preceding calendar month.

         The Company shall also provide a trial  balance,  sorted in Purchaser's  assigned loan number order,  in the form of Exhibit E hereto, with each such Report.

         The Company  shall  prepare and file any and all  information  statements  or other  filings  required to be  delivered to any governmental  taxing  authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning  the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In addition,  not more than 60 days after the end of each  calendar  year,  the Company shall furnish to each Person who was a
Purchaser at any time during such calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 5.03      Monthly Advances by the Company.

         On each Remittance Date, the Company shall,  prior to the distribution  required to be made pursuant to Section 5.01,  deposit in the  Custodial  Account an amount equal to all Monthly  Payments  not  previously  advanced by the Company,  whether or not deferred pursuant to Section  4.01,  (due after the related  Cut-off  Date) and not  allocable to the period prior to the related  Cut-off Date, adjusted to the  Mortgage  Loan  Remittance  Rate,  which were due on a Mortgage  Loan and  delinquent  at the close of business on the related Determination Date.

         In lieu of making all or a portion of any  Monthly  Advance,  the  Company  may cause to be made an  appropriate  entry in its records relating to the Custodial  Account that funds in such account,  including but not limited to any amounts received in respect of scheduled  principal and interest on any Mortgage  Loans due after the related Due Period for the related  Remittance  Date,  have been used by the Company in discharge of its  obligation  to make any such Monthly  Advance.  Any funds so applied  shall be replaced by the
Company by deposit,  in the manner set forth above,  in the  Custodial  Account no later than the close of business on the Business Day immediately  preceding  the next  Remittance  Date to the  extent  that funds in the  Custodial  Account on such date are less than the amounts  required to be  distributed  on the related  Remittance  Date.  The  Servicer  shall be  entitled  to be  reimbursed  from the
Custodial Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 4.05(ii).

         The  Company's  obligation  to make such  Monthly  Advances as to any  Mortgage  Loan will  continue  through the last Monthly
Payment  due prior to the  payment  in full of the  Mortgage  Loan,  or  through  the  Remittance  Date  prior to the date on which the
Mortgaged Property  liquidates  (including  Insurance Proceeds,  proceeds from the sale of REO Property or Condemnation  Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be  nonrecoverable.  In such event,  the Company shall deliver to the Purchaser an Officer's  Certificate  of the Company to the effect that an officer of the Company has reviewed the related  Mortgage
File and has made the reasonable determination that any additional advances are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure  sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser  pursuant to a deed-in-lieu of  foreclosure,  the Company  shall submit to the  Purchaser a liquidation  report with respect to such  Mortgaged  Property in a form mutually  acceptable to Company and Purchaser.  The Company shall also provide  reports on the status of REO Property  containing  such information as Purchaser may reasonably request from time to time.

                                                              ARTICLE VI

                                                     GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The Company  will,  to the extent it has  knowledge  of any  conveyance  or  prospective  conveyance  by any  Mortgagor of the
Mortgaged  Property  (whether by absolute  conveyance or by contract of sale, and whether or not the Mortgagor  remains or is to remain liable under the Mortgage Note and/or the  Mortgage),  exercise its rights to  accelerate  the maturity of such Mortgage Loan under any
"due-on-sale"  clause to the extent  permitted  by law;  provided,  however,  that the Company  shall not  exercise  any such rights if prohibited  by law or the terms of the  Mortgage  Note from doing so or if the  exercise  of such  rights  would  impair or threaten to impair any recovery under the related  Primary  Mortgage  Insurance  Policy,  if any. If the Company  reasonably  believes it is unable under  applicable  law to enforce such  "due-on-sale"  clause,  the Company,  with the  approval of the  Purchaser,  will enter into an assumption  agreement  with the person to whom the  Mortgaged  Property has been  conveyed or is proposed to be  conveyed,  pursuant to which such person becomes liable under the Mortgage Note and, to the extent  permitted by applicable  state law, the Mortgagor  remains liable  thereon.  Where an assumption is allowed  pursuant to this Section 6.01,  the Company,  with the prior consent of the Purchaser and the primary  mortgage  insurer,  if any, is authorized to enter into a substitution of liability  agreement with the person to whom the  Mortgaged  Property  has been  conveyed or is proposed to be conveyed  pursuant to which the original  mortgagor is released  from liability and such Person is  substituted as mortgagor and becomes liable under the related  Mortgage  Note. Any such  substitution  of liability agreement shall be in lieu of an assumption agreement.

         In connection with any such assumption or substitution of liability,  the Company shall follow the underwriting  practices and procedures of the IndyMac  Guidelines.  With respect to an assumption or  substitution of liability,  the Mortgage  Interest Rate borne by the related  Mortgage  Note,  the amount of the Monthly  Payment and the maturity  date may not be changed  (except  pursuant to the terms of the  Mortgage  Note).  If the  credit  of the  proposed  transferee  does not meet such  underwriting  criteria,  the  Company diligently  shall, to the extent  permitted by the Mortgage or the Mortgage Note and by applicable law,  accelerate the maturity of the
Mortgage  Loan.  The Company  shall notify the  Purchaser  that any such  substitution  of liability or  assumption  agreement has been completed by forwarding to the Purchaser the original of any such  substitution  of liability or assumption  agreement,  which document shall be added to the related  Mortgage  File and shall,  for all  purposes,  be  considered a part of such  Mortgage  File to the same extent as all other  documents and  instruments  constituting  a part thereof.  All fees  collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

         Notwithstanding  the foregoing  paragraphs of this Section or any other provision of this Agreement,  the Company shall not be deemed to be in default,  breach or any other violation of its obligations  hereunder by reason of any assumption of a Mortgage Loan by operation  of law or any  assumption  which the  Company may be  restricted  by law from  preventing,  for any reason  whatsoever.  For purposes of this  Section  6.01,  the term  "assumption"  is deemed to also  include a sale of the  Mortgaged  Property  subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan, or the receipt by the Company of a  notification  that payment in full will be escrowed in a manner  customary  for such  purposes,  the Company  will  immediately  notify the  Purchaser by a  certification,  which certification  shall  include a statement  to the effect that all amounts  received or to be received in  connection  with such payment which are  required  to be  deposited  in the  Custodial  Account  pursuant  to Section  4.04 have been or will be so  deposited,  of a
Servicing  Officer and shall request  delivery to it of the portion of the Mortgage File held by the Purchaser.  The Purchaser shall no later than five Business  Days after receipt of such  certification  and request,  release or cause to be released to the Company,  the related  Mortgage  Loan  Documents  and, upon its receipt of such  documents,  the Company  shall  promptly  prepare and deliver to the
Purchaser the requisite  satisfaction  or release.  No later than five (5) Business Days following its receipt of such  satisfaction or release,  the Purchaser shall deliver,  or cause to be delivered,  to the Company the release or satisfaction  properly executed by the owner of record of the  applicable  mortgage  or its duly  appointed  attorney in fact.  No expense  incurred  in  connection  with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the  Company  satisfies  or  releases a Mortgage  without  having  obtained  payment in full of the  indebtedness secured by the  Mortgage  or should it  otherwise  prejudice  any right the  Purchaser  may have under the  mortgage  instruments,  the
Company,  upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding  principal balance of the related  Mortgage  Loan by deposit  thereof in the  Custodial  Account.  The Company  shall  maintain the Fidelity  Bond and errors and omissions  insurance  insuring  the  Company  against  any loss it may sustain  with  respect to any  Mortgage  Loan not  satisfied  in accordance with the procedures set forth herein.

         From time to time and as  appropriate  for the servicing or  foreclosure  of the Mortgage  Loan,  including for the purpose of collection  under any Primary  Mortgage  Insurance  Policy,  the  Purchaser  shall,  upon  request of the  Company and  delivery to the
Purchaser of a servicing receipt signed by a Servicing  Officer,  release the portion of the Mortgage File held by the Purchaser to the
Company.  Such  servicing  receipt shall obligate the Company to return the related  Mortgage  documents to the Purchaser when the need therefor by the Company no longer exists,  unless the Mortgage Loan has been  liquidated and the Liquidation  Proceeds  relating to the
Mortgage  Loan have been  deposited in the Custodial  Account or the Mortgage File or such document has been  delivered to an attorney, or to a public  trustee or other  public  official as required by law,  for purposes of  initiating  or pursuing  legal action or other proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the Company has delivered to the
Purchaser a  certificate  of a Servicing  Officer  certifying  as to the name and address of the Person to which such  Mortgage File or such  document was  delivered  and the purpose or purposes of such  delivery.  Upon  receipt of a  certificate  of a Servicing  Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

         Section 6.03      Servicing Compensation.

         As  compensation  for its services  hereunder,  the Company shall be entitled to withdraw  from the Custodial  Account (to the extent of interest payments  collected on the Mortgage Loans) or to retain from interest payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing Fee, subject to payment of compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii).  Additional  servicing  compensation  in the form of assumption  fees, as provided in Section 6.01, and late payment  charges or otherwise  shall be retained by the Company to the extent not required to be deposited in the Custodial  Account.  No Servicing Fee shall be payable in connection with partial Monthly  Payments.  The Company shall be required to pay all expenses  incurred by it in connection with its servicing  activities  hereunder and shall not be entitled to  reimbursement therefor except as specifically provided for.

         Section 6.04      Annual Statement as to Compliance.

         The  Company  will  deliver to the  Purchaser  not later than 90 days  following  the end of each  fiscal  year of the Company beginning in March, 2002, an Officers'  Certificate  stating, as to each signatory thereof,  that (i) a review of the activities of the
Company  during the preceding  calendar year and of performance  under this  Agreement has been made under such officers'  supervision, and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations  under this
Agreement  throughout  such year,  or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default known to such officers and the nature and status of cure  provisions  thereof.  Copies of such  statement  shall be provided by the Company to the Purchaser upon request.

         Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.

         Within ninety (90) days of Company's  fiscal year end beginning  March,  2002 the Company at its expense shall cause a firm of independent  public  accountants which is a member of the American  Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain  documents and records relating to the Company's  servicing of mortgage loans similar to the Mortgage Loans pursuant to servicing  agreements  substantially  similar to this Agreement,  which  agreements may include this  Agreement,  and that, on the basis of such an  examination,  conducted  substantially  in the uniform single  attestation program for mortgage  bankers,  such firm is of the opinion that the  Company's  servicing has been  conducted in  compliance  with the agreements  examined  pursuant to this Section 6.05,  except for (i) such  exceptions as such firm shall believe to be immaterial,  and
(ii) such other  exceptions as shall be set forth in such  statement.  Copies of such statement shall be provided by the Company to the
Purchaser.  In addition, on an annual basis, Company shall provided Purchaser with copies of its audited financial statements.

         Section 6.06      Purchaser's Right to Examine Company Records.

         The Purchaser  shall have the right to examine and audit upon  reasonable  notice to the Company,  during business hours or at such other times as might be reasonable  under  applicable  circumstances,  any and all of the books,  records,  documentation or other information  of the Company,  or held by another for the Company or on its behalf or  otherwise,  which relates to the  performance  or observance by the Company of the terms, covenants or conditions of this Agreement.

         The  Company  shall  provide  to the  Purchaser  and any  supervisory  agents or  examiners  representing  a state or  federal governmental agency having jurisdiction over the Purchaser,  including but not limited to OTS, FDIC and other similar entities,  access to any  documentation  regarding  the  Mortgage  Loans in the  possession  of the  Company  which  may be  required  by any  applicable regulations.  Such access shall be afforded without charge,  upon reasonable  request,  during normal business hours and at the offices of the Company, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

                                                              ARTICLE VII

                                                  REPORTS TO BE PREPARED BY SERVICER

         Section 7.01      Company Shall Provide Information as Reasonably Required.

         The Company  shall  furnish to the Purchaser  during the term of this  Agreement,  such  periodic,  special or other  reports, information or documentation,  whether or not provided for herein,  as shall be necessary,  reasonable or appropriate in respect to the
Purchaser,  or otherwise in respect to the Mortgage  Loans and the  performance  of the Company  under this  Agreement,  including  any reports,  information  or  documentation  reasonably  required to comply  with any  regulations  regarding  any  supervisory  agents or examiners of the Purchaser all such reports or information  to be as provided by and in accordance  with such  applicable  instructions and  directions as the Purchaser may  reasonably  request in relation to this  Agreement or the  performance  of the Company under this
Agreement.  The Company  agrees to execute and deliver all such  instruments  and take all such action as the  Purchaser,  from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

         In  connection  with  marketing the Mortgage  Loans,  the Purchaser  may make  available to a  prospective  purchaser  audited financial  statements of the Company’s  parent (or its  predecessor  in interest) for the most recently  completed two (2) fiscal years for which such statements are available,  as well as a Consolidated  Statement of Condition at the end of the last two (2) fiscal years covered by any  Consolidated  Statement  of  Operations.  If it has not already  done so, the  Company  shall  furnish  promptly to the
Purchaser or a prospective purchaser copies of the statements specified above.

         The Company  shall make  reasonably  available to the  Purchaser or any  prospective  Purchaser a  knowledgeable  financial or accounting officer for the purpose of answering  questions and to permit any prospective  purchaser to inspect the Company’s  servicing facilities for the purpose of satisfying such  prospective  purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                                             ARTICLE VIII

                                                             THE SERVICER

         Section 8.01      Indemnification; Third Party Claims.

         The Company agrees to indemnify the Purchaser and hold it harmless  against any and all claims,  losses,  damages,  penalties, fines,  forfeitures,  legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants,  and  agreements  to service the Mortgage Loans in strict  compliance  with the terms of this  Agreement.  The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the Purchaser  may sustain in any way related to the breach of a  representation  or warranty set forth in Sections  3.01 or 3.02 of this  Agreement.  The Company shall  immediately  notify the Purchaser if a claim is made by a third party against Company with respect to this Agreement or the Mortgage  Loans,  assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including  counsel  fees,  whether or not such claim is settled prior to judgment,  and promptly pay,  discharge and satisfy any judgment or decree which may be entered  against it or the Purchaser in respect of such claim.  The Company  shall follow any written  instructions  received from the  Purchaser in  connection  with such claim.  The
Purchaser shall promptly  reimburse the Company for all amounts advanced by it pursuant to the two preceding  sentences except when the claim  relates to the  failure of the Company to service and  administer  the  Mortgages  in strict  compliance  with the terms of this
Agreement,  the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the gross negligence,  bad faith or willful misconduct of Company. The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 8.02      Merger or Consolidation of the Company.

         The Company will keep in full effect its  existence,  rights and  franchises  as a federal  savings bank under the laws of the
United States except as permitted  herein,  and will obtain and preserve its  qualification to do business as a foreign  corporation in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or consolidated,  or any corporation resulting from any merger,  conversion or consolidation  to which the Company shall be a party,  or any Person  succeeding to the business of the Company  whether or not related to loan  servicing,  shall be the successor of the Company  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however, that the successor or surviving  Person  shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved  mortgagee  whose primary  business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

         Section 8.03      Limitation on Liability of the Company and Others.

         Neither  the  Company  nor any of the  officers,  employees  or agents of the  Company  shall be under  any  liability  to the
Purchaser  for any action  taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in  judgment  made in good  faith;  provided,  however,  that this  provision  shall not  protect the Company or any such person against any breach of warranties or  representations  made herein,  or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement,  or any liability which would otherwise be imposed by reason of negligence,  bad faith or willful  misconduct,  or any breach of the terms and conditions of this  Agreement.  The Company and any officer,  employee or agent of the  Company  may rely in good faith on any  document  of any kind  prima  facie  properly  executed  and  submitted  by the  Purchaser respecting any matters  arising  hereunder.  The Company shall not be under any obligation to appear in,  prosecute or defend any legal action  which is not  incidental  to its duties to service  the  Mortgage  Loans in  accordance  with this  Agreement  and which in its reasonable  opinion may involve it in any expenses or  liability;  provided,  however,  that the Company  may,  with the consent of the
Purchaser,  undertake any such action which it may deem  necessary or desirable in respect to this  Agreement and the rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom shall be expenses,  costs and  liabilities  for which the Purchaser will be liable,  and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company shall not assign this  Agreement or resign from the  obligations  and duties hereby imposed on it except by mutual consent  of the  Company  and the  Purchaser  or upon the  determination  that its duties  hereunder  are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.  Any such  determination  permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered to the  Purchaser  which  Opinion of Counsel shall be in form and substance  acceptable to the Purchaser.  No such resignation  shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

         Section 8.05      No Transfer of Servicing.

         With respect to the  retention of the Company to service the  Mortgage  Loans  hereunder,  the Company  acknowledges  that the
Purchaser has acted in reliance upon the Company's  independent  status,  the adequacy of its servicing  facilities,  plan,  personnel, records and  procedures,  its integrity,  reputation and financial  standing and the continuance  thereof.  Without in any way limiting the generality of this Section,  the Company shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder  or any portion  thereof,  or sell or  otherwise  dispose of all or  substantially  all of its property or assets, without the prior written approval of the Purchaser, which approval shall be granted or withheld in the Purchaser's sole discretion.

         Without in any way  limiting  the  generality  of this Section  8.05,  in the event that the Company  either shall assign this
Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any portion thereof without (i) satisfying the  requirements  set forth herein or (ii) the prior written  consent of the  Purchaser,  then the  Purchaser  shall have the right to terminate  the Company as  servicer  of the  Mortgage  Loans,  without any payment of any penalty or damages and without any  liability whatsoever  to the Company  (other than with  respect to accrued but unpaid  Servicing  Fees and  unreimbursed  Servicing  Advances and
Monthly Advances) or any third party.

                                                              ARTICLE IX

                                                                DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

         (i)      any  failure  by the  Company  to remit to the  Purchaser  any  payment  required  to be made under the terms of this
Agreement which continues unremedied for a period of one (1) Business Day following notice to the Company of such failure; or

         (ii)     failure on the part of the Company duly to observe or perform in any material  respect any other of the  covenants or agreements on the part of the Company set forth in this Agreement which  continues  unremedied for a period of thirty (30) days (except that such  number of days  shall be fifteen  in the case of a failure  to pay any  premium  for any  insurance  policy  required  to be maintained  under this  Agreement)  after the date on which written  notice of such failure,  requiring the same to be remedied,  shall have been given to the Company by the Purchaser; or

         (iii)    a decree or order of a court or  agency  or  supervisory  authority  having  jurisdiction  for the  appointment  of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (iv)     the  Company  shall  consent to the  appointment  of a  conservator  or  receiver or  liquidator  in any  insolvency, bankruptcy,  readjustment of debt,  marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

         (v)      the Company  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take  advantage of any  applicable  insolvency or  reorganization  statute,  make an assignment  for the benefit of its  creditors,  or voluntarily suspend payment of its obligations; or

         (vi)     the Company  ceases to be approved by both Fannie Mae and FHLMC as a mortgage  loan seller or servicer  for more than thirty days; or

         (vii)    the Company attempts to assign its right to servicing  compensation  hereunder or the Company  attempts,  without the consent of the  Purchaser,  to sell or  otherwise  dispose of all or  substantially  all of its  property  or assets or to assign  this
Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

         (viii)   the Company ceases to be (a) licensed to service first lien  residential  mortgage loans in any jurisdiction in which a Mortgaged  Property is located and such licensing is required,  and (b) qualified to transact  business in any jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially and adversely  affects the Company's  ability to perform its obligations hereunder; or

         (ix)     the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02.

         Then, and in each and every such case, so long as an Event of Default shall not have been remedied,  the Purchaser,  by notice in writing to the  Company  may,  in addition to whatever  rights the  Purchaser  may have under  Sections  3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same. On or after the receipt by the Company of such written  notice,  all authority and power of the Company  under this  Agreement,  whether with respect to the Mortgage Loans or otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section  11.01.  Upon written  request from the  Purchaser,  the Company shall  prepare,  execute and deliver,  any and all documents and other  instruments, place in such  successor's  possession all Mortgage  Files,  and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or  assignment  of the Mortgage
Loans and related documents,  or otherwise,  at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's  responsibilities  and rights hereunder,  including,  without  limitation,  the transfer to such  successor  for  administration  by it of all cash  amounts  which shall at the time be credited by the Company to the
Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written  notice any default by the Company in the  performance  of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past  default,  such default shall cease to exist,  and any Event of Default  arising therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                               ARTICLE X

                                                              TERMINATION

         Section 10.01     Termination.

         The respective  obligations  and  responsibilities  of the Company shall terminate upon: (i) the later of the final payment or other  liquidation  (or any advance with respect  thereto) of the last Mortgage Loan and the  disposition of all remaining REO Property and the  remittance  of all funds due  hereunder;  or (ii) by mutual  consent of the Company  and the  Purchaser  in writing;  or (iii)
termination with cause under the terms of this Agreement.

                                                              ARTICLE XI

                                                       MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to termination of Company's  responsibilities  and duties under this Agreement  pursuant to Sections 4.03,  4.13,  8.04,
9.01 or 10.01(ii) or (iii),  the Purchaser shall (i) succeed to and assume all of the Company's  responsibilities,  rights,  duties and obligations  under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the  responsibilities,  duties and  liabilities of the Company under this Agreement prior to the termination of Company's  responsibilities,  duties and liabilities  under this Agreement.  In connection with such  appointment and assumption,  the Purchaser may make such  arrangements  for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor  shall agree. In the event that the Company's  duties,  responsibilities  and  liabilities  under this
Agreement should be terminated pursuant to the aforementioned  Sections,  the Company shall discharge such duties and  responsibilities during the period from the date it acquires  knowledge of such  termination  until the  effective  date thereof with the same degree of diligence and prudence which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever that might impair or  prejudice  the  rights  or  financial  condition  of  its  successor.  The  resignation  or  removal  of  Company  pursuant  to the aforementioned  Sections  shall not become  effective  until a successor  shall be  appointed  pursuant to this Section and shall in no event  relieve the Company of the  representations  and  warranties  made  pursuant to Sections  3.01,  3.02 and 3.03 and the  remedies available to the Purchaser  thereunder  and under Section 8.01,  it being  understood  and agreed that the  provisions of such Sections
3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such  resignation or termination of the Company,  or the termination of this Agreement.

         Any  successor  appointed as provided  herein shall  execute,  acknowledge  and deliver to the Company and to the Purchaser an instrument  accepting  such  appointment,  whereupon  such  successor  shall become fully vested with all the rights,  powers,  duties, responsibilities,  obligations  and liabilities of the Company,  with like effect as if originally  named as a party to this Agreement.
Any termination or resignation of the Company or this Agreement  pursuant to Section 4.03,  4.13,  8.04, 9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

         The Company  shall  promptly  deliver to the  successor  the funds in the  Custodial  Account  and the Escrow  Account and the
Mortgage  Files and related  documents and  statements  held by it hereunder  and the Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other things all as may  reasonably  be required to more fully and  definitely vest and confirm in the successor all such rights,  powers, duties,  responsibilities,  obligations and liabilities of the Company. The successor shall make  arrangements as it may deem  appropriate to reimburse the Company for  unrecovered  Servicing  Advances which the successor  retains  hereunder  and which would  otherwise  have been  recovered by the Company  pursuant to this  Agreement but for the appointment of the successor servicer.

         Section 11.02     Amendment.

         This  Agreement may be amended from time to time by the Company and the Purchaser by written  agreement  signed by the Company and the Purchaser.

         Section 11.03     Recordation of Agreement.

         To the extent  permitted by applicable  law, this Agreement is subject to recordation  in all  appropriate  public offices for real property  records in all the counties or other comparable  jurisdictions  in which any of the properties  subject to the Mortgages are situated,  and in any other  appropriate  public recording  office or elsewhere,  such recordation to be effected by the Company at the  Company's  expense on  direction  of the  Purchaser  accompanied  by an Opinion  of  Counsel to the effect  that such  recordation materially and beneficially  affects the interest of the Purchaser or is necessary for the  administration or servicing of the Mortgage
Loans.

         Section 11.04     Governing Law.

         This  Agreement  shall be governed by and construed in accordance  with the laws of the State of New York except to the extent preempted by Federal law. The  obligations,  rights and remedies of the parties  hereunder  shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any  demands,  notices or other  communications  permitted  or  required  hereunder  shall be in  writing  and shall be deemed conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail,  postage  prepaid,  and  return  receipt requested or certified  mail,  return receipt  requested,  or transmitted by telex,  telegraph or telecopier and confirmed by a similar mailed writing, as follows:

(i)      if to the Company:

                  IndyMac Bank, F.S.B.
                  155 N. Lake Avenue
                  Pasadena, California 91101
                  Attention: Master Servicing
                  Telecopier Number (626) 585-5042

                  With a copy to:

                  IndyMac Bank, F.S.B.
                  3465 E. Foothill Boulevard
                  Pasadena, CA  91107
                  Attention: Capital Markets
                  Telecopier No. (626) 535-2550

(ii)     if to the Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Mr. Edward Raice
                  Telecopier No.:  (972) 444-2810

or such other  address as may  hereafter  be furnished to the other party by like  notice.  Any such  demand,  notice or  communication hereunder  shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any  part,  provision,  representation  or  warranty  of this  Agreement  which is  prohibited  or which is held to be void or unenforceable  shall be  ineffective  to the  extent  of such  prohibition  or  unenforceability  without  invalidating  the  remaining provisions  hereof. Any part,  provision,  representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating  the  remaining  provisions  hereof,  and  any  such  prohibition  or  unenforceability  in any jurisdiction  as to any Mortgage Loan shall not invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or  unenforceable  any provision  hereof.  If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the economic  benefit intended to be conferred by this Agreement,  the parties shall  negotiate,  in good faith, to develop a structure the  economic  effect of which is  nearly  as  possible  the same as the  economic  effect  of this  Agreement  without  regard to such invalidity.

         Section 11.07     Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i)      the terms defined in this  Agreement  have the meanings  assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (ii)     accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (iii)    references herein to "Articles", "Sections", Subsections",  "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a Subsection  without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (v)      the words "herein",  "hereof ",  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi)     the term "include" or "including" shall mean without limitation by reason of enumeration; and

         (viii)   headings of the Articles and Sections in this  Agreement are for  reference  purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without  limitation,  (i) consents,  waivers and modifications which may hereafter be executed,  (ii) documents  received by any party at the closing,  and (iii) financial  statements,  certificates and other information previously or hereafter furnished,  may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature  photographic or other similar process.  The parties agree that any such reproduction  shall be admissible in evidence as the original  itself in any judicial or  administrative  proceeding,  whether or not the  original is in existence  and whether or not such reproduction  was made by a party in the regular course of business,  and that any  enlargement,  facsimile or further  reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each party recognizes  that, in connection with this Agreement,  it may become privy to non-public  information  regarding the financial condition,  operations and prospects of the other party. Each party agrees to keep all non-public  information  regarding the other party  strictly  confidential,  and to use all such  information  solely in order to  effectuate  the  purpose of the  Agreement, provided that each party may provide  confidential  information  to its  employees,  agents and affiliates who have a need to know such information in order to effectuate the transaction,  provided  further that such  information is identified as confidential  non-public information.  In addition,  confidential  information may be provided to a regulatory  authority with supervisory power over Purchaser, provided such information is identified as confidential non-public information.

         Section 11.11     Recordation of Assignments of Mortgage.

         To the extent  permitted by applicable  law, each of the  Assignments of Mortgage is subject to recordation in all appropriate public offices for real property  records in all the counties or other  comparable  jurisdictions  in which any or all of the Mortgaged
Properties are situated,  and in any other  appropriate  public recording  office or elsewhere,  such recordation to be effected at the
Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment by Purchaser.

         The Purchaser  shall have the right,  without the consent of the Company,  to assign,  in whole or in part, its interest under this  Agreement and the related  Purchase Price and Terms Letter with respect to some or all of the Mortgage  Loans,  and designate any
Person to exercise any rights of the Purchaser  hereunder,  by executing an Assignment and Assumption  Agreement  substantially  in the form of Exhibit D hereto and the  assignee or designee  shall accede to the rights and  obligations  hereunder  of the  Purchaser  with respect to such Mortgage Loans.  In no event shall  Purchaser sell a partial  interest in any Mortgage Loan without the written consent of Company,  which consent shall not be  unreasonably  denied.  All  references to the Purchaser in this  Agreement  shall be deemed to include its assignee or designee.

         Section 11.13     No Partnership.

         Nothing herein contained shall be deemed or construed to create a  co-partnership  or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for Purchaser.

         Section 11.14     Execution: Successors and Assigns.

         This  Agreement may be executed in one or more  counterparts  and by the different  parties  hereto on separate  counterparts, each of which, when so executed,  shall be deemed to be an original;  such  counterparts,  together,  shall constitute one and the same agreement.  Subject to Section  8.04,  this  Agreement  shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

         Section 11.15     Entire Agreement.

         The Company  acknowledges that no representations,  agreements or promises were made to the Company by the Purchaser or any of its  employees  other than those  representations,  agreements  or promises  specifically  contained  herein.  This  Agreement  and the
Purchase  Price and Terms  Letter  set forth the  entire  understanding  between  the  parties  hereto  and shall be  binding  upon all successors of both parties.

         Section 11.16.  No Solicitation.

         From and after the related  Closing  Date,  the Company  agrees that it will not take any action or permit or cause any action to be taken by any of its  agents or  affiliates,  or by any  independent  contractors  on the  Company's  behalf,  to  personally,  by telephone  or mail,  solicit the borrower or obligor  under any Mortgage  Loan to  refinance  the Mortgage  Loan,  in whole or in part, without the prior  written  consent of the  Purchaser.  Notwithstanding  the  foregoing,  it is understood  and agreed that  promotions undertaken  by the Company or any  affiliate of the Company  which are directed to the general  public at large,  or segments  thereof, provided  that no segment  shall  consist  primarily  of the Mortgage  Loans,  including,  without  limitation,  mass mailing  based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements  shall not constitute  solicitation  under this
Section 11.16.  This Section 11.16 shall not be deemed to preclude the Company or any of its affiliates  from  soliciting any Mortgagor for any other financial products or services.

         Section 11.17.  Closing.

         The closing for the purchase and sale of the Mortgage  Loans shall take place on the related  Closing Date.  The closing shall be either:  by  telephone,  confirmed  by letter or wire as the parties  shall  agree,  or  conducted  in person,  at such place as the parties shall agree.

         The closing for the  Mortgage  Loans to be purchased  on the related  Closing  Date shall be subject to each of the  following conditions:

         (a)      at least one (1)  Business  Day prior to the related  Closing  Date,  the Company  shall  deliver to the  Purchaser a magnetic  diskette,  or transmit  electronically,  a listing on a loan-level  basis of the  information  contained in the Mortgage Loan
Schedule;

         (b)      all of the  representations  and warranties of the Company under this Agreement  shall be materially true and correct as of the related  Closing  Date and no event  shall have  occurred  which,  with notice or the  passage of time,  would  constitute  a material default under this Agreement;

         (c)      the  Purchaser  shall have  received,  or the  Purchaser's  attorneys  shall have  received in escrow,  all documents required  pursuant to this  Agreement,  an opinion of counsel and an  officer's  certificate,  all in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

         (d)      the Company shall have delivered to the Purchaser a Bill of Sale;

         (e)      the Company shall have  delivered and released to the Purchaser (or its designee) on or prior to the related  Closing
Date all documents required pursuant to the terms of this Agreement; and

         (f)      all other terms and conditions of this Agreement shall have been materially complied with.

         Subject to the foregoing  conditions,  the Purchaser  shall pay to the Company on the related Closing Date the Purchase Price, plus accrued  interest  pursuant to Section 2.02 of this  Agreement,  by wire transfer of  immediately  available  funds to the account designated by the Company.

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or after the related Closing
Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a
"Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)       one or more third party purchasers in one or more whole loan transfers (each, a "Whole Loan Transfer"); or

         (b)      one or  more  trusts  or  other  entities  to be  formed  as  part of one or more  pass-through  transfers  (each,  a
"Pass-Through Transfer").

         The Company  agrees to execute in  connection  with any  agreements  among the  Purchaser,  the  Company,  and any servicer in connection with a Whole Loan Transfer,  a Company's  warranties and servicing  agreement or a participation and servicing  agreement or similar  agreement in form and substance  reasonably  acceptable to the parties,  and in connection  with a  Pass-Through  Transfer,  a pooling and servicing  agreement in form and substance  mutually  agreeable to the parties  (collectively  the  agreements  referred to herein are designated,  the "Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement.

         With respect to each Whole Loan Transfer and each  Pass-Through  Transfer  entered into by the  Purchaser,  the Company agrees
(1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all  reasonable  requests and due diligence procedures;  (2) to  execute,  deliver  and  perform  all  Reconstitution  Agreements  required  by the  Purchaser;  (3) to restate the representations  and  warranties  set forth in Section 3.01 and  3.02(bbb) of this  Agreement as of the  settlement  or closing date in connection with such  Reconstitution  (each, a  "Reconstitution  Date").  In that connection,  the Company shall provide to such issuer and any other participants in such  Reconstitution:  (i) any and all information and appropriate  verification of information which may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or  otherwise,  as the Purchaser or any such other  participant  shall  request upon  reasonable  demand;  and (ii) such  additional  representations,  warranties,  covenants, opinions of counsel,  letters from auditors,  and certificates of public officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other  participant.  The Purchaser  shall be  responsible  for the costs  relating to the delivery of such information.

         All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance with the terms of, this Agreement, and with respect thereto this Agreement shall remain in full force and effect.

         IN WITNESS  WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their  respective  officers thereunto duly authorized as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                               Purchaser

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                   INDYMAC BANK, F.S.B.
                                                                Company

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                               EXHIBIT A

                                                       CONTENTS OF MORTGAGE FILE

         With respect to each Mortgage  Loan,  the Mortgage File shall  include each of the following  items,  which shall be available for  inspection by the  Purchaser,  and which shall be retained by the Company in the  Servicing  File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Master Purchase, Warranties and Servicing Agreement.

         1.       The original  Mortgage  Note  endorsed  "Pay to the order of  ______________________  ______________________________,
without  recourse,"  and signed via  facsimile or original  signature  in the name of the Company or the  originator  by an  authorized officer,  with all intervening  endorsements showing a complete chain of title from the originator to the last endorsee on the Mortgage
Note,  together with any applicable  riders.  If the Mortgage Loan was acquired by the Company in a merger the  endorsement  must be by
"[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage  Loan was acquired or originated by the Company while doing business under another name, the endorsement  must be by "[Company]  formerly known as [previous  name]".  The Mortgage Notes may be in the form of a lost note  affidavit in a form  acceptable  to  Purchaser  with a copy of the  applicable  Mortgage  Note  attached thereto.

If the Company  chooses to use facsimile  signatures to endorse  Mortgage Notes,  the Company must provide in an officer's  certificate that the endorsement is valid and enforceable in the  jurisdiction(s) in which the Mortgaged  Properties are located and must retain in its corporate  records the following  specific  documentation  authorizing the use of facsimile  signatures:  (i) a resolution from its board of directors  authorizing  specific officers to use facsimile  signatures;  stating that facsimile signatures will be a valid and binding act on the Company's  part; and authorizing the Company's  corporate  secretary to certify the validity of the resolution,  the names of the officers  authorized  to execute  documents by using  facsimile  signatures,  and the  authenticity  of specimen  forms of facsimile  signatures;  (ii) the  corporate  secretary's  certification  of the  authenticity  and validity of the board of  directors'
resolution;  and (iii) a notarized  "certification  of  facsimile  signature,"  which  includes  both the  facsimile  and the  original signatures  of the signing  officer(s)  and each  officer's  certification  that the facsimile is a true and correct copy of his or her original signature.

         2.       The original Mortgage  (together with a standard  adjustable rate mortgage rider) with evidence of recording thereon, or a copy thereof  certified by the public recording  office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable  public recording  office, a true certified copy,  certified by the Company or the originator (in the case of a Co-op Loan, the original security agreement).

         3.       The original or certified copy, certified by the Company, of the Primary Mortgage Insurance Policy, if required.

         4.       The  original  Assignment,  from the last  endorsee  on the  Mortgage  Note or the  originator  (if there are no such endorsements) to  _____________________________________,  or in accordance with Purchaser's  instructions,  which assignment shall, but for any blanks  requested by  Purchaser,  be in form and  substance  acceptable  for  recording.  If the Mortgage  Loan was acquired or originated by the Company while doing business under another name,  the  Assignment  must be by "[Company]  formerly known as [previous name]".  If the Mortgage Loan was acquired by the Company in a merger,  the endorsement  must be by "[Company],  successor by merger to the [name of predecessor]".  None of the Assignments are blanket assignments of mortgage.

         5.       With respect to Mortgage Loans that are not Co-op Loans,  the original policy of title  insurance,  including  riders and endorsements  thereto,  or if the policy has not yet been issued, a written  commitment or interim binder or preliminary  report of title issued by the title insurance or escrow company.

         6.       Originals of all recorded  intervening  Assignments,  or copies thereof,  certified by the public recording office in which such  Assignments  have been recorded  showing a complete chain of title from the originator to the last endorsee on the Mortgage
Note,  with evidence of recording  thereon,  or a copy thereof  certified by the public  recording  office in which such Assignment has been recorded or, if the original  Assignment  has not been returned from the  applicable  public  recording  office,  a true certified copy, certified by the Company.

         7.       Originals,  or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption,  extension,  modification,  written assurance or substitution  agreements,  if applicable,  or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         8.       If the Mortgage Note or Mortgage or any other material document or instrument  relating to the Mortgage Loan has been signed by a person on behalf of the  Mortgagor,  the  original or copy of power of attorney or other  instrument  that  authorized  and empowered such person to sign bearing evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction where the Mortgaged  Property is located,  or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original  instrument has not been returned from the applicable  public  recording  office,  a true certified  copy, certified by the Company.

         9.       With respect to a Co-op Loan:  (i) a copy of the Co-op Lease and the assignment of such Co-op Lease to the originator of the Mortgage Loan, with all intervening  assignments  showing a complete chain of title and an assignment  thereof by Company;  (ii)
the stock  certificate  together  with an  undated  stock  power  relating  to such  stock  certificate  executed  in blank;  (iii) the recognition  agreement in  substantially  same form as standard  "AZTECH"  form;  (iv) copies of the financial  statement  filed by the originator as secured party and, if applicable,  a filed UCC-3 Assignment of the subject security  interest showing a complete chain of title,  together with an executed UCC-3  Assignment of such security  interest by the Company in a form  sufficient for filing (v) Loan
Security Agreement.

         10.      Mortgage Loan closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate  settlement  procedure forms required by law.

         11.  Residential loan application.

         12.      Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

         13.      Credit report on the mortgagor.

         14.      Business credit report, if applicable.

         15.      Residential appraisal report and attachments thereto.

         16.      The original of any guarantee executed in connection with the Mortgage Note.

         17.      Verification of employment and income except for Mortgage Loans  originated  under a Limited  Documentation  Program, all in accordance with Company's underwriting guidelines.

         18.      Verification of acceptable evidence of source and amount of down payment,  in accordance with Company's  underwriting guidelines.

         19.      Photograph of the Mortgaged Property (may be part of appraisal).

         20.      Survey of the Mortgaged Property, if any.

         21.      Sales contract, if applicable.

         22.      If available, termite report, structural engineer’s report, water portability and septic certification.

         23.      Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

         24.      Name affidavit, if applicable.

         Notwithstanding  anything  to the  contrary  herein,  Company  may  provide  one  certificate  for all of the  Mortgage  Loans indicating that the documents were delivered for recording.

                                                               EXHIBIT B

                                                  CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                         ______________, 2001

To:      [_______________________]
         (the "Depository")

         As "Company"  under the Master  Purchase,  Warranties  and Servicing  Agreement,  dated as of August 1, 2001  Adjustable  Rate
Mortgage Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as a Custodial  Account  pursuant to
Section 4.04 of the Agreement,  to be designated as "IndyMac  Bank,  F.S.B.,  in trust for the  [Purchaser],  Owner of Adjustable  Rate
Mortgage  Loans".  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                     INDYMAC BANK, F.S.B.

By:____________________________

Name:__________________________

Title:_________________________

         The  undersigned,  as  "Depository",  hereby  certifies that the above described  account has been  established  under Account
Number  [__________],  at the office of the depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit  Insurance
Corporation through the Bank Insurance Fund or the Savings Association  Insurance Fund or will be invested in Permitted  Investments as defined in the Agreement.

                                                     [___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                                               EXHIBIT C

                                                    ESCROW ACCOUNT LETTER AGREEMENT
                                                          _____________, 2001

To:      [_______________________]
         (the "Depository")

         As “Company”  under the Master  Purchase  Warranties  and  Servicing  Agreement,  dated as of August 1, 2001  Adjustable  Rate
Mortgage  Loans (the  "Agreement"),  we hereby  authorize  and request you to establish an account,  as an Escrow  Account  pursuant to
Section 4.06 of the Agreement,  to be designated as "IndyMac  Bank,  F.S.B.,  in trust for the  [Purchaser],  Owner of Adjustable  Rate
Mortgage Loans, and various  Mortgagors."  All deposits in the account shall be subject to withdrawal  therefrom by order signed by the
Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                            INDYMAC BANK, F.S.B.

                                            By:__________________________
                                            Name:________________________
                                            Title:_________________________

         The  undersigned,  as  "Depository",  hereby  certifies that the above described  account has been  established  under Account
Number  __________,  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit  Insurance
Corporation through the Bank Insurance Fund or the Savings Association  Insurance Fund or will be invested in Permitted  Investments as defined in the Agreement.

                                            [______________________]

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                               EXHIBIT D

                                                   FORM OF ASSIGNMENT AND ASSUMPTION

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT,  dated  ___________________,  between  __________________,  a  _____________________
corporation ("Assignor"),and _____________________, a __________________ corporation ("Assignee"):

         For and in consideration of the sum of TEN DOLLARS  ($10.00) and other valuable  consideration  the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1.       The Assignor hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor,  as
Purchaser,  in, to and under (a) those certain  Mortgage  Loans listed on Exhibit A attached  hereto (the "Mortgage  Loans"),  (b) that certain Master  Purchase,  Warranties and Servicing  Agreement,  Adjustable Rate Mortgage Loans (the "Master  Purchase,  Warranties and
Servicing  Agreement"),  dated as of August 1, 2001 by and among EMC Mortgage  Corporation  ("Purchaser") and IndyMac Bank, F.S.B. (the
"Company") with respect to the Mortgage Loans and (c) that certain Purchase Price and Terms Letter,  dated as of  ______________,  2001
(the “Terms  Letter”) by and among the Purchaser and IndyMac Bank,  F.S.B.  (only with respect to such mortgage loans  transferred  and assigned hereunder) with respect to the Mortgage Loans.

         The Assignor  specifically  reserves and does not assign to the Assignee  hereunder any and all right,  title and interest in, to and under and all  obligations  of the Assignor with respect to any mortgage  loans subject to the Master  Purchase,  Warranties and
Servicing  Agreement  and the Terms  Letter  which are not the  Mortgage  Loans set forth on Exhibit A attached  hereto and are not the subject of this Assignment and Assumption Agreement.

         2.       The assignor warrants and represents to, and covenants with, the Assignee that:

                  a.       The Assignor is the lawful owner of the  Mortgage  Loans with the full right to transfer the Mortgage  Loans free from any and all claims and encumbrances whatsoever;

                  b.       The Assignor  has not received  notice or, and has no  knowledge  of, any  offsets,  counterclaims  or other defenses  available to the Company with respect to the Master  Purchase,  Warranties and Servicing  Agreement,  the Terms Letter or the
Mortgage Loans;

                  c.       The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other  modification of, the Master Purchase,  Warranties and Servicing Agreement,  the Terms Letter or the Mortgage Loans, including without limitation the transfer of the servicing  obligations  under the Master Purchase,  Warranties and Servicing  Agreement.  The Assignor has no knowledge of,  and has not  received  notice  of,  any  waivers  under or  amendments  or other  modifications  of, or  assignments  of rights or obligations under or defaults under, the Master Purchase,  Warranties and Servicing Agreement,  the Terms Letter or the Mortgage Loans;
and

                  d.       Neither the Assignor nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise disposed of the Mortgage Loans,  any interest in the Mortgage Loans or any other similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition  of the  Mortgage  Loans,  any  interest in the  Mortgage  Loans or any other  similar security  from, or otherwise  approached or negotiated  with respect to the Mortgage  Loans,  any interest in the Mortgage Loans or any other similar  security  with,  any person in any manner,  or made by general  solicitation  by means of general  advertising or in any other manner,  or taken any other action which would  constitute a distribution  of the Mortgage Loans under the Securities Act of 1933
(the "1933  Act") or which would  render the  disposition  of the  Mortgage  Loans a violation  of Section 5 of the 1933 Act or require registration pursuant thereto.

         3.       The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

                  a.       The Assignee is a corporation  duly organized,  validly  existing and in good standing under the laws of the jurisdiction  of its  incorporation,  and has all requisite  corporate  power and  authority to acquire,  own and purchase the Mortgage
Loans;

                  b.       The Assignee has full corporate  power and authority to execute,  deliver and perform under this  Assignment and  Assumption  Agreement,  and to consummate  the  transactions  set forth herein.  The  execution,  delivery and  performance of the
Assignee of this Assignment and Assumption  Agreement,  and the consummation by it of the transactions  contemplated  hereby, have been duly authorized by all necessary  corporate  action of the Assignee.  This  Assignment and Assumption  Agreement has been duly executed and  delivered by the  Assignee and  constitutes  the valid and legally  binding  obligation  of the Assignee  enforceable  against the
Assignee in accordance with its respective terms;

                  c.       To the best of  Assignee's  knowledge,  no  material  consent,  approval,  order  or  authorization  of,  or declaration,  filing or  registration  with, any  governmental  entity is required to be obtained or made by the Assignee in connection with the execution,  delivery or performance by the Assignee of this Assignment and Assumption Agreement,  or the consummation by it of the transactions contemplated hereby;

                  d.       The Assignee agrees to be bound, as Purchaser,  by all of the terms,  covenants and conditions of the Master
Purchase,  Warranties  and  Servicing  Agreement,  the Terms Letter and the  Mortgage  Loans,  and from and after the date hereof,  the
Assignee  assumes for the benefit of each of the Company and the Assignor all of the Assignor's  obligations  as Purchaser  thereunder, with respect to the Mortgage Loans;

                  e.       The  Assignee  understands  that the  Mortgage  Loans  have not been  registered  under  the 1933 Act or the securities laws of any state;

                  f. The purchase  price being paid by the  Assignee  for the Mortgage  Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

                  g.       The Assignee is acquiring the Mortgage  Loans for  investment for its own account only and not for any other person;

                  h.       The Assignee considers itself a substantial,  sophisticated institutional investor having such knowledge and financial and business matters that it is capable of evaluating the merits and the risks of investment in the Mortgage Loans;

                  i.       The Assignee has been  furnished  with all  information  regarding the Mortgage  Loans that it has requested from the Assignor or the Company;

                  j.       Neither the Assignee nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise disposed of the Mortgage  Loans,  an interest in the Mortgage Loans or any other similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition  of the  Mortgage  Loans,  any  interest in the  Mortgage  Loans or any other  similar security  from, or otherwise  approached or negotiated  with respect to the Mortgage  Loans,  any interest in the Mortgage Loans or any other similar  security  with, any person in any manner,  or made any general  solicitation  by means of general  advertising or in any other manner,  or taken any other action which would  constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require  registration  pursuant  thereto,  nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                  k.  Either:  (1) the  Assignee is not an employee  benefit  plan  ("Plan")  within the meaning of section 3(3) of the
Employee  Retirement  Income  Security  Act of 1974,  as amended  ("ERISA")  or a plan  (also  "Plan")  within  the  meaning of section
4975(e)(1)  of the Internal  Revenue Code of 1986  ("Code"),  and the Assignee is not directly or  indirectly  purchasing  the Mortgage
Loans on behalf of,  investment  manager of, as named  fiduciary  of, as Trustee of, or with assets of, a Plan;  or (2) the  Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

         Distributions shall be made by wire transfer of immediately available funds to _____________________________
for the account of _______________________________________
account number _________________________________________.
Applicable statements should be mailed to ____________________
_______________________________________________________.

The Assignor's address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

                                    ________________________________________
                                    ________________________________________

                                    Attention: ______________________________

         IN WITNESS  WHEREOF,  the parties have caused this Assignment and Assumption to be executed by their duly authorized  officers as of the date first above written.

_____________________________                        _________________________
Assignor                                             Assignee

By:______________________                   By:__________________________
Its:______________________                  Its:__________________________

Taxpayer Identification                              Taxpayer Identification
Number:__________________                   Number:_______________________

Acknowledged:

[_______________________________]

By:___________________________
Its:__________________________

                                                               EXHIBIT E

                                                         FORM OF TRIAL BALANCE

                                                               EXHIBIT F

                                             REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:      Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Master  Purchase,  Warranties  and Servicing  Agreement  (the  "Agreement")  between the Company and the  Purchaser,  the undersigned  hereby certifies that he or she is an officer of the Company  requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____             On  _________________,  the above captioned mortgage loan was paid in full or that the Company has been notified that payment in full has been or will be  escrowed.  The  Company  hereby  certifies  that all amounts  with  respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____             The above captioned loan is being  repurchased  pursuant to the terms of the Agreement.  The Company hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____             The above captioned loan is being placed in foreclosure  and the original  documents are required to proceed with the foreclosure action.  The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____             Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

         Based on this  certification  and the  indemnities  provided for in the Agreement,  please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
         Title

Send documents to:         _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgment:

         Purchaser  hereby  acknowledges  that all original  documents  previously  released on the above captioned  mortgage loan have been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

                                                               EXHIBIT G

                                                   COMPANY’S UNDERWRITING GUIDELINES

                                                               EXHIBIT H

                                                    PURCHASE PRICE AND TERMS LETTER
                                                           [to be attached]

                                                               EXHIBIT I

                                                         FORM OF BILL OF SALE

                  INDYMAC BANK, F.S.B. hereby absolutely sells, transfers, assigns, sets-over and conveys to EMC MORTGAGE CORPORATION, without recourse all right, title and interest in and to each of the mortgage loans identified on Schedule One attached hereto less the Retained Yield on a servicing-retained basis.

         The  ownership  of each  Mortgage  Note,  Mortgage,  and the  contents of the  Mortgage  File is vested in  Purchaser  and the ownership of all records and  documents  with respect to the related  Mortgage  Loan  prepared by or which come into the  possession of
Company shall  immediately  vest in Purchaser and shall be retained and  maintained,  in trust,  by Company at the will of Purchaser in such custodial  capacity only. The [Company]  [Purchaser]  shall retain any prepayment  penalties or similar charge due with respect to a Mortgage Loan. The sale of each Mortgage Loan shall be reflected as a sale on Seller’s  business  records,  tax returns and financial statements.

         This Bill of Sale is made pursuant to, and is subject to the terms and conditions of, that certain Master Purchase,
Warranties and Servicing Agreement dated as of August 1, 2001 between Indymac Bank, F.S.B., as Company, and EMC Mortgage Corporation,
as Purchaser (the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the
Agreement. The Company confirms to Purchaser that the representations and warranties set forth in Section 3.01 and 3.02 of the
Agreement are true and correct as of the date hereof.

         The Seller confirms to the Purchaser that the following additional representations are true and correct as of the date hereof:

         (i)      Not more than _______% of the Mortgaged Properties are located in California;

         (ii)     The Mortgage  Interest  Rates borne by the Mortgage Loans as of the Cut-off Date ranged from  approximately  _______%
per  annum  to  approximately  _______%  per  annum  and the  weighted  average  Mortgage  Interest  Rate as of the  Cut-off  Date  was
approximately ______% per annum;

         (iii)    The  original  principal  balances of the  Mortgage  Loans ranged from  approximately  $____________to  approximately
$____________.  The maximum  Stated  Principal  Balance of any Mortgage Loan as of the Cut-off Date was  $____________  and the average
Stated Principal Balance was approximately $____________;

         (iv)     As of the Cut-off Date,  approximately  _______% of the Mortgage  Loans were made to refinance the related  Mortgaged
Properties,  of which  approximately  _______% were made as "cash-out"  refinancings and  approximately  _______% of the Mortgage Loans were made to purchase the related  Mortgaged  Properties.  Approximately  _______% of the Mortgage Loans  measured by aggregate  Stated
Principal  Balances as of the Cut-off Date are secured by a single family residence;  approximately  _______% of the Mortgage Loans are secured by a unit in a condominium;  none of the Mortgage Loans are secured by a unit in a cooperative;  approximately  _______% of the
Mortgage Loans are secured by a unit in a planned unit development,  and approximately  _______% of the Mortgage Loans are secured by a two-to-four-family residential property.

         (v)      None of the Mortgage Loans had a Loan-to-Value  Ratio greater than _______%.  Approximately  _______% of the Mortgage
Loans are insured under Primary Insurance Policies;

         (vi)     With respect to approximately  _______%of the Mortgage Loans,  measured by aggregate  Stated Principal  Balance as of the Cut-off  Date,  based on  representations  made by the  Mortgagor  at the time of  origination,  the  Mortgaged  Property was to be occupied as Mortgagor's primary residence.  With respect to approximately  _______%of the Mortgage Loans,  measured by aggregate unpaid
Principal  Balance as of the Cut-off Date,  based on  representations  made by the Mortgagor at the time of origination,  the Mortgaged
Property  was to be  occupied  as a  second  home.  Approximately  _______%  of the  Mortgage  Loans  (similarly  measured),  based  on representations made by the Mortgagor at the time of origination, was to be utilized as an investor property; and

         (vii)    As of the Closing Date, all of the Mortgage  Loans will have an actual  Interest Paid to Date of  ______________  (or later) and will be due for the _____________  scheduled  monthly payment (or later),  as evidenced by a posting to Company’s  servicing collection system.

DATED: ______________________

                                                              INDYMAC BANK, F.S.B.

                                                              By:
                                                              Name:
                                                              Title:

                                                                                                                        EXHIBIT H-9

                                                       EMC MORTGAGE CORPORATION
                                                              Purchaser,

                                                         MID AMERICA BANK, FSB

                                                               Company,

                                             PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                                     Dated as of February 1, 2006

                                              (Fixed and Adjustable Rate Mortgage Loans)

                                                               ARTICLE I

Section 1.01     Defined Terms............................................................................1

                                                              ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                                              ARTICLE III

Section 3.01     Representations and Warranties of the Company............................................21
Section 3.02     Representations and Warranties as to

                                                              ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts...................................................43
Section 4.05     Permitted Withdrawals from the
                         Custodial Account................................................................44
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts......................................................45
Section 4.07     Permitted Withdrawals From Escrow Account................................................46
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy.................................................................48
Section 4.12     Fidelity Bond, Errors and Omissions

                                                               ARTICLE V

                                                              ARTICLE VI

Section 6.01     Assumption Agreements....................................................................55
Section 6.02     Satisfaction of Mortgages and Release

                                                              ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required........................................................................57

                                                             ARTICLE VIII

                                                              ARTICLE IX

Section 9.01     Events of Default........................................................................62
Section 9.02     Waiver of Defaults.......................................................................63

                                                               ARTICLE X

Section 10.01     Termination.............................................................................64

                                                              ARTICLE XI

EXHIBITS
   A                Contents of Mortgage File
   B                Custodial Account Letter Agreement
   C                Escrow Account Letter Agreement
   D                Form of Purchase, Assignment, Assumption and Recognition Agreement
   E                Form of Trial Balance
   F                [Reserved]
   G                Request for Release of Documents and Receipt
   H                Company’s Underwriting Guidelines
   I                Term Sheet
   J                Reconstituted Mortgage Loan Reporting

         This is a Purchase,  Warranties  and Servicing  Agreement,  dated as of February 1, 2006 and is executed  between EMC MORTGAGE
CORPORATION,  as Purchaser,  with offices located at Mac Arthur Ridge II, 909 Hidden Ridge Drive,  Suite 200, Irving,  Texas 75038, and
Mid America Bank, fsb, with offices located at 2650 Warrenville Road, Suite 500, Downers Grove, Illinois 60515.

                                                         W I T N E S S E T H :

         WHEREAS,  the Purchaser has heretofore  agreed to purchase from the Company and the Company has  heretofore  agreed to sell to the Purchaser, from time to time, certain Mortgage Loans on a servicing retained basis;

         WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other security  instrument  creating a first lien on a residential  dwelling  located in the jurisdiction  indicated on the Mortgage Loan Schedule,  which is annexed to the related
Term Sheet; and

         WHEREAS,  the Purchaser and the Company wish to prescribe the  representations  and  warranties of the Company with respect to itself and the Mortgage Loans and the management, servicing and control of the Mortgage Loans;

         NOW,  THEREFORE,  in  consideration  of the  mutual  agreements  hereinafter  set  forth,  and for  other  good  and  valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                                               ARTICLE I

                                                              DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this  Agreement,  the following  words and phrases,  unless the context  otherwise  requires,  shall have the following meaning specified in this Article:

         Accepted Servicing  Practices:  With respect to any Mortgage Loan, those mortgage servicing  practices  (including  collection procedures)  of prudent  mortgage  banking  institutions  which  service  mortgage  loans of the same type as such Mortgage Loan in the jurisdiction  where the related  Mortgaged  Property is located,  and which are in accordance  with Fannie Mae servicing  practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

         Adjustment  Date:  With  respect to each  adjustable  rate  Mortgage  Loan,  the date on which the Mortgage  Interest  Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement:  This  Purchase,  Warranties  and  Servicing  Agreement  including  all  exhibits  hereto,  amendments  hereof  and supplements hereto.

         Appraised  Value:  With respect to any  Mortgaged  Property,  the value  thereof as  determined  by an appraisal  made for the originator of the Mortgage Loan at the Origination Date of the Mortgage Loan by a Qualified Appraiser.

         Assignment:  An individual  assignment  of the Mortgage,  notice of transfer or  equivalent  instrument,  in recordable  form, sufficient  under the laws of the  jurisdiction  wherein  the  related  Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         BIF:  The Bank Insurance Fund, or any successor thereto.

         Business  Day:  Any day other  than:  (i) a Saturday or Sunday,  or (ii) a legal  holiday in the State of New York or State of
Illinois,  or  (iii) a day on which  banks  in the  State of New York or State  of  Illinois  are  authorized  or  obligated  by law or executive order to be closed.

         Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Code:    The Internal Revenue Code of 1986, or any successor statute thereto.

         Company:          Mid America Bank, fsb, its successors in interest and assigns, as permitted by this Agreement.

         Company's Officer's Certificate:  A certificate signed by the Chairman of the Board, President, any Vice President,  Secretary
or Treasurer of the Company  stating the date by which the Company  expects to receive any missing  documents  sent for recording  from the applicable recording office.

         Condemnation  Proceeds:  All awards or  settlements  in respect of a  Mortgaged  Property,  whether  permanent  or  temporary, partial or entire,  by  exercise  of the power of eminent  domain or  condemnation,  to the extent not  required  to be  released  to a
Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Confirmation:  The trade confirmation letter between the Purchaser and the Company which relates to the Mortgage Loans.

         Consumer Information:  Information  including,  but not limited to, all personal information about Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

         Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op  Loan:  A Mortgage  Loan  secured by the pledge of stock  allocated  to a  dwelling  unit in a  residential  cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Current Appraised Value:   With respect to any Mortgaged  Property,  the value thereof as determined by an appraisal  made for the Company (by a Qualified  Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage  Insurance Policy in accordance with federal, state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

         Current LTV:      The  ratio of the  Stated  Principal  Balance  of a  Mortgage  Loan to the  Current  Appraised  Value of the
Mortgaged Property.

         Custodial  Account:  Each separate demand account or accounts  created and maintained  pursuant to Section 4.04 which shall be entitled  "Mid America  Bank,  fsb, in trust for the  [Purchaser],  Owner of Mortgage  Loans" and shall be  established  in an Eligible
Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Custodian:  With respect to any Mortgage  Loan,  the entity stated on the related Term Sheet,  and its successors and assigns, as custodian for the Purchaser.

         Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Determination  Date:  The 15th day (or if such 15th day is not a Business  Day, the Business Day  immediately  preceding  such
15th day) of the month of the related Remittance Date.

         Due Date:  With respect to each Mortgage  Loan,  the day of the month on which the Monthly  Payment is due on a Mortgage Loan, exclusive of any days of grace, which is the first day of the month.

         Due Period:  With respect to any  Remittance  Date, the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

         Electronic Transmission:  As defined in Section 11.14.

         Eligible Account:  An account established and maintained:  (i) within FDIC insured accounts created,  maintained and monitored by the Company so that all funds deposited  therein are fully insured,  or (ii) as a trust account with the corporate trust  department of a  depository  institution  or trust  company  organized  under the laws of the  United  States of  America or any one of the states thereof or the District of Columbia which is not  affiliated  with the Company (or any  sub-servicer)  or (iii) with an entity which is an institution  whose deposits are insured by the FDIC, the unsecured and  uncollateralized  long-term debt  obligations of which shall be rated “A2” or higher by  Standard & Poor’s and “A” or higher by Fitch,  Inc.  or one of the two  highest  short-term  ratings by any applicable Rating Agency, and which is either (a) a federal savings  association duly organized,  validly existing and in good standing under the federal banking laws, (b) an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state, (c) a national banking  association under the federal banking laws, or (d) a principal  subsidiary of a bank holding company,  or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities,  the equivalent required ratings of each Rating  Agency,  and held such that the rights of the  Purchaser  and the owner of the  Mortgage  Loans  shall be fully  protected against the claims of any creditors of the Company (or any  sub-servicer)  and of any creditors or  depositors  of the  institution  in which such account is maintained or (v) in a separate  non-trust  account without FDIC or other  insurance in an Eligible  Institution.
In the event that a Custodial  Account is  established  pursuant to clause (iii),  (iv) or (v) of the preceding  sentence,  the Company shall provide the Purchaser  with written notice on the Business Day following the date on which the  applicable  institution  fails to meet the applicable ratings requirements.

         Eligible  Institution:  An institution  having (i) the highest  short-term debt rating,  and one of the two highest  long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

         Equity  Take-Out  Refinanced  Mortgage  Loan:  A  Refinanced  Mortgage  Loan the  proceeds  of  which  were in  excess  of the outstanding principal balance of the existing mortgage loan as defined in the Fannie Mae Guide(s).

         Escrow  Account:  Each  separate  trust  account or accounts  created and  maintained  pursuant to Section 4.06 which shall be entitled "Mid America Bank, fsb, in trust for the  [Purchaser],  Owner of Mortgage Loans, and various  Mortgagors",  in the name of the
Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes,  assessments,  water rates, sewer rents,  municipal charges,  mortgage insurance premiums,  fire and hazard insurance premiums,  condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

         Fannie Mae:       The Federal National Mortgage Association, or any successor thereto.

         Fannie Mae  Guide(s):  The Fannie  Mae  Selling  Guide and the Fannie Mae  Servicing  Guide and all  amendments  or  additions thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

         FHLMC Guide:  The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA:  The Financial  Institutions  Reform,  Recovery,  and Enforcement  Act of 1989, as amended,  from time to time, and in effect.

         First  Remittance  Date:  With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

         GAAP:  Generally accepted accounting principles in the United States of America, consistently applied.

         HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

         Index:  With respect to any adjustable  rate Mortgage  Loan, the index  identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

         Initial Rate Cap: With respect to each adjustable rate Mortgage Loan,  where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

         Insurance  Proceeds:  With respect to each Mortgage  Loan,  proceeds of insurance  policies  insuring the Mortgage Loan or the related Mortgaged Property.

         Lender Paid Mortgage Insurance Rate:  A rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

         Lender  Primary  Mortgage  Insurance  Policy:  Any  Primary  Mortgage  Insurance  Policy  for which  premiums  are paid by the
Company.

         Lifetime Rate Cap: With respect to each  adjustable  rate Mortgage Loan, the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan.

         Liquidation  Proceeds:  The proceeds  received in  connection  with the  liquidation  of a defaulted  Mortgage  Loan,  whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

         Loan-to-Value  Ratio or LTV: With respect to any Mortgage  Loan,  the ratio of the original  outstanding  principal  amount of the Mortgage  Loan, to (i) the Appraised  Value of the Mortgaged  Property  with respect to a Refinanced  Mortgage  Loan,  and (ii) the lesser of the  Appraised  Value of the  Mortgaged  Property  or the Sales Price of the  Mortgaged  Property  with  respect to all other
Mortgage Loans.

         Margin:  With respect to each adjustable rate Mortgage Loan, the fixed  percentage  amount set forth in each related  Mortgage
Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

         Monthly Advance:  The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

         Monthly  Payment:  The scheduled  monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         Mortgage:  With respect to each  Mortgage  Loan,  the  mortgage,  deed of trust or other  instrument  securing a Mortgage Note which creates a first lien or first priority ownership in an estate in fee simple in real property on the Mortgaged Property.

         Mortgage File: The Mortgage Loan Documents  pertaining to a particular  Mortgage Loan, and any additional  documents  required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

         Mortgage  Interest Rate: The annual rate at which  interest  accrues on any Mortgage Loan,  which may be adjusted from time to time for an adjustable rate Mortgage Loan, in accordance with the provisions of the related Mortgage Note.

         Mortgage  Loan:  Each mortgage loan  originally  sold to the Purchaser and subject to this Agreement  being  identified on the
Mortgage Loan Schedule  attached to the related Term Sheet,  which  Mortgage Loan includes  without  limitation  the Mortgage File, the
Monthly Payments,  Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds, REO Disposition Proceeds,
and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

         Mortgage Loan Documents:  The documents listed in Exhibit A hereto pertaining to any Mortgage Loan.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan,  the annual rate of interest  remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate minus the Lender Paid Mortgage Insurance Rate.

         Mortgage Loan  Schedule:  The schedule of Mortgage  Loans annexed to the related Term Sheet,  such schedule  setting forth the following information with respect to each Mortgage Loan sold pursuant to such Term Sheet:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's first and last name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

         (5)      the type of residential property constituting the Mortgaged Property;

         (10)     the original months to maturity of the Mortgage Loan;

         (11)     the  remaining  months to maturity  from the  related  Cut-off  Date,  based on the  original  amortization  schedule  and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

         (8)      the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio;

         (9)      the Mortgage  Interest Rate as of origination  and as of the related  Cut-off Date;  with respect to each  adjustable rate Mortgage Loan, the initial  Adjustment Date, the next Adjustment Date  immediately  following the related Cut-off Date, the Index, the Margin,  the Initial Rate Cap, if any,  Periodic Rate Cap, if any, minimum  Mortgage  Interest Rate under the terms of the Mortgage
Note and the Lifetime Rate Cap;

         (10)     the Origination Date of the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13)     the amount of the Monthly Payment as of the related  Cut-off Date;

         (14)     the original principal amount of the Mortgage Loan;

         (15)     the scheduled Stated Principal  Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

         (16)     a code  indicating  the purpose of the  Mortgage  Loan (i.e.,  purchase,  rate and term  refinance,  Equity  Take-Out
Refinanced Mortgage Loan);

         (17)     a code indicating the documentation style (i.e. full, alternative, etc.);

         (18)     the number of times during the twelve (12) month period  preceding the related  Closing Date that any Monthly Payment has been received after the month of its scheduled Due Date;

         (19)     the date on which the first payment is or was due;

         (21)     a code indicating  whether or not the Mortgage Loan is the subject of a Primary Mortgage  Insurance Policy and the name of the related insurance carrier;

         (21)     a code indicating whether or not the Mortgage Loan is currently convertible and the conversion spread;

         (22)     the last Due Date on which a Monthly  Payment was actually  applied to the unpaid  principal  balance of the Mortgage
Loan.

         (23)     product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

         (25)     credit score, if applicable;

         (25)     a code indicating  whether or not the Mortgage Loan is the subject of a Lender Primary Mortgage  Insurance Policy and the name of the related insurance carrier and the Lender Paid Mortgage Insurance Rate;

         (32)     a code indicating whether or not the Mortgage Loan has a prepayment penalty and if so, the amount and term thereof;

         (33)     the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

         (34)     whether such  Mortgage  Loan is a “Home Loan”,  “Covered  Home Loan”,  “Manufactured  Housing” or “Home  Improvement  Loan” as
defined in the New Jersey Home Ownership Security Act of 2002;

         (35)     whether the Mortgage Loan has a mandatory arbitration clause; and

         (36)     whether the Mortgage Loan is “interest-only” “negative amortization”.

         With respect to the Mortgage Loans in the aggregate,  the Mortgage Loan Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the current aggregate outstanding principal balance of the Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)      the weighted average months to next Adjustment Date;

         Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged  Property:  With respect to each Mortgage  Loan,  the  underlying  real property  securing  repayment of the related
Mortgage  Note,  consisting  of a single  parcel of real estate  considered to be real estate under the laws of the state in which such real  property is located  which may include  condominium  units and planned unit  developments,  improved by a  residential  dwelling;
except that with respect to real property  located in jurisdictions  in which the use of leasehold  estates for residential  properties is a  widely-accepted  practice,  a  leasehold  estate of the  Mortgage,  the term of which is equal to or longer  than the term of the
Mortgage.

         Mortgagor:  With respect to each Mortgage Loan, the obligor on the related Mortgage Note.
         Nonrecoverable  Advance:  Any portion of a Monthly Advance or Servicing Advance  previously made or proposed to be made by the
Company pursuant to this Agreement,  that, in the good faith judgment of the Company,  will not or, in the case of a proposed  advance, would not, be  ultimately  recoverable  by it from the related  Mortgagor  or the related  Liquidation  Proceeds,  Insurance  Proceeds,
Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

         Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board, the President,  a
Senior Vice  President  or a Vice  President or by the  Treasurer or the  Secretary  or one of the  Assistant  Treasurers  or Assistant
Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

         Opinion of  Counsel:  A written  opinion of  counsel,  who may be an  employee  of the party on behalf of whom the  opinion is being given, reasonably acceptable to the Purchaser.

         Origination  Date: The date on which a Mortgage Loan funded,  which date shall not, in connection  with a Refinanced  Mortgage
Loan,  be the date of the funding of the debt being  refinanced,  but rather the closing of the debt  currently  outstanding  under the terms of the Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, or any successor thereto.

         Pass-Through  Transfer:  Any  transaction  involving  either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly  offered or privately  placed,  rated or unrated mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Periodic  Rate Cap:  With respect to each  adjustable  rate Mortgage  Loan,  the maximum  increase or decrease in the Mortgage
Interest Rate on any Adjustment Date, as set forth in the related Mortgage Note and the related Mortgage Loan Schedule.

         Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations  of, and obligations  fully  guaranteed by the United States of America or any agency or instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;

         (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each
     Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii)  repurchase  obligations  with a term not to exceed  thirty  (30)  days and with  respect  to (a) any  security described in clause (i) above and entered into with a depository  institution or trust company  (acting as principal)
                  described in clause (ii)(a) above;

                  (iv) securities  bearing interest or sold at a discount issued by any corporation  incorporated under the laws of the
                  United  States of America or any state  thereof that are rated in one of the two highest  rating  categories  by each
                  Rating Agency at the time of such  investment or  contractual  commitment  providing for such  investment;  provided, however,  that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments  therein will cause the then outstanding  principal  amount of securities  issued by such corporation and held as Permitted  Investments to exceed 10% of the aggregate  outstanding  principal balances of all of the Mortgage
                  Loans and Permitted Investments;

                  (v) commercial paper  (including both  non-interest-bearing  discount  obligations and  interest-bearing  obligations payable on demand or on a specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi) any other  demand,  money market or time  deposit,  obligation,  security or  investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

                  (vii) any money market funds the collateral of which consists of  obligations  fully  guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United  States of America  (which  may  include  repurchase  obligations  secured by collateral  described  in clause (i)) and other  securities  and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided,  however,  that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both  principal  and  interest  with a yield to maturity in excess of 120% of the yield to  maturity  at par or if such  investment  or security is purchased at a price greater than par.

         Person:  Any  individual,  corporation,  partnership,  joint venture,  association,  joint-stock  company,  limited  liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prepayment  Interest  Shortfall:  With  respect to any  Remittance  Date,  for each  Mortgage  Loan that was the  subject of a
Principal  Prepayment  during the related  Prepayment  Period,  an amount equal to the excess of one month’s interest at the applicable
Mortgage Loan  Remittance Rate on the amount of such Principal  Prepayment  over the amount of interest  (adjusted to the Mortgage Loan
Remittance Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

         Prepayment Period:         With  respect  to any  Remittance  Date,  the  calendar  month  preceding  the month in which  such
Remittance Date occurs.

         Primary  Mortgage  Insurance  Policy:  Each  primary  policy of mortgage  insurance  represented  to be in effect  pursuant to
Section 3.02(hh), or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

         Prime Rate:  The prime rate  announced  to be in effect from time to time as  published as the average rate in the Wall Street
Journal (Northeast Edition).

         Principal  Prepayment:  Any payment or other  recovery of  principal on a Mortgage  Loan full or partial  which is received in advance of its scheduled Due Date,  including any prepayment  penalty or premium  thereon and which is not  accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified  Appraiser:  An appraiser,  duly  appointed by the Company,  who had no interest,  direct or indirect in the related
Mortgaged  Property or in any loan made on the security thereof,  and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the  requirements  of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

         Qualified  Insurer:  A mortgage  insurance  company duly authorized and licensed as such under the laws of the states in which the related Mortgaged Property is located and approved as an insurer by Fannie Mae or FHLMC.

         Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the ownership of the Mortgage  Loans is evidenced by  mortgage-backed  securities,  the nationally  recognized rating agencies issuing ratings with respect to such securities, if any.

         Reconstituted Mortgage Loans:  As defined in Section 11.19.

         Reconstitution:  As defined in Section 11.18.

         Reconstitution Agreement:  As defined in Section 11.18.

         Reconstitution Date:  As defined in Section 11.18.

         Refinanced  Mortgage  Loan:  A Mortgage  Loan which was made to a  Mortgagor  who owned the  Mortgaged  Property  prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         REMIC:  A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code.

         REMIC  Provisions:  The  provisions  of the federal  income tax law relating to REMICs,  which appear at Sections 860A through
860G of the Code, and the related  provisions and regulations  promulgated  thereunder,  as the foregoing may be in effect from time to time.

         Remittance  Date: The 18th day of any month,  beginning with the First  Remittance Date, or if such 18th day is not a Business
Day, the first Business Day immediately preceding such 18th day.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

         REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

         Repurchase  Price:  With respect to any Mortgage  Loan, a price equal to (i) the product of the greater of (x) 100% or (y) the percentage  of par as stated in the  related  Term Sheet;  multiplied  by the Stated  Principal  Balance of such  Mortgage  Loan on the repurchase  date, plus (ii) interest on such Stated  Principal  Balance at the Mortgage Loan Remittance Rate from the last date through which  interest has been paid and  distributed  to the Purchaser to the end of the month of  repurchase,  plus,  (iii)  reasonable  and necessary third party expenses incurred in connection with the transfer of the Mortgage Loan being  repurchased;  less amounts received or advanced in respect of such  repurchased  Mortgage Loan which are being held in the Custodial  Account for distribution in the month of repurchase.

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Sales Price:      With  respect to any Mortgage  Loan the proceeds of which were used by the  Mortgagor to acquire the related
Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

         Servicing  Advances:  All  customary,  reasonable  and  necessary  "out of pocket"  costs and expenses  (including  reasonable attorneys'  fees and  disbursements)  incurred in the  performance  by the Company of its  servicing  obligations,  including,  but not limited  to,  the  cost  of (a)  the  preservation,  restoration  and  protection  of the  Mortgaged  Property,  (b)  any  enforcement, administrative or judicial  proceedings,  or any legal work or advice specifically  related to servicing the Mortgage Loans,  including but not limited to,  foreclosures,  bankruptcies,  condemnations,  drug seizures,  elections,  foreclosures  by subordinate or superior lienholders,  and other legal actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are reasonable and that the Company  specifies  the  Mortgage  Loan(s) to which such  expenses  relate and,  upon the  Purchaser’s  request,  provides documentation  supporting  such expense (which  documentation  would be acceptable to Fannie Mae),  and provided  further that any such enforcement,  administrative or judicial proceeding does not arise out of a breach of any  representation,  warranty or covenant of the
Company  hereunder),  (c) the management and  liquidation  of the Mortgaged  Property if the Mortgaged  Property is acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary  Mortgage  Insurance Policy premiums and fire and hazard  insurance  coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation of the Mortgaged  Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

         Servicing  Fee:  With respect to each  Mortgage  Loan,  the amount of the annual fee the  Purchaser  shall pay to the Company, which shall,  for a period of one full month,  be equal to  one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal  balance of such Mortgage Loan.  Such fee shall be payable  monthly,  computed on the basis of the same principal  amount and period  respecting  which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation  of the Purchaser to pay the
Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest  portion of such Monthly  Payment  collected by the Company,  or as otherwise  provided under Section 4.05(iii) and in accordance with the Fannie Mae Guide(s).  Any fee payable to the
Company for  administrative  services  related to any REO  Property as  described  in Section  4.13 shall be payable  from  Liquidation
Proceeds of the related REO Property.

         Servicing Fee Rate:  As set forth in the Term Sheet.

         Servicing  File:  With  respect to each  Mortgage  Loan,  the file  retained by the Company  consisting  of  originals  of all documents in the Mortgage File which are not delivered to the  Purchaser and copies of the Mortgage Loan  Documents  listed in Exhibit
A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

         Servicing  Officer:  Any officer of the Company  involved in, or  responsible  for, the  administration  and  servicing of the
Mortgage  Loans whose name appears on a list of servicing  officers  furnished by the Company to the Purchaser  upon  request,  as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each  Mortgage  Loan as of any date of  determination,  (i) the  principal  balance of such
Mortgage  Loan at the Cut-off Date after giving  effect to payments of principal  due on or before such date,  whether or not received, minus (ii) all amounts  previously  distributed to the Purchaser with respect to the Mortgage Loan representing  payments or recoveries of principal or advances in lieu thereof.

         Subservicer:   Any  subservicer  which  is  subservicing  the  Mortgage  Loans  pursuant  to  a  Subservicing  Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing Agreement:  An agreement between the Company and a Subservicer, if any, for the servicing of the Mortgage Loans.

         Term Sheet:  A  supplemental  agreement in the form attached  hereto as Exhibit I which shall be executed and delivered by the
Company and the Purchaser to provide for the sale and servicing  pursuant to the terms of this  Agreement of the Mortgage  Loans listed on Schedule I attached thereto,  which supplemental  agreement shall contain certain specific information relating to such sale of such
Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

         Whole Loan Transfer:  As defined in Section 11.18.

                                                              ARTICLE II

                                       PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                                            RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                                BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                                  DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         From time to time,  the Company  agrees to sell and the  Purchaser  agrees to purchase the Mortgage  Loans having an aggregate
Stated  Principal  Balance  on the  related  Cut-off  Date set  forth  in the  related  Term  Sheet in an  amount  as set  forth in the
Confirmation,  or in such  other  amount as agreed by the  Purchaser  and the  Company as  evidenced  by the  actual  aggregate  Stated
Principal  Balance of the Mortgage  Loans  accepted by the  Purchaser  on the related  Closing  Date,  with  servicing  retained by the
Company.  The Company shall deliver the related  Mortgage  Loan Schedule  attached to the related Term Sheet for the Mortgage  Loans to be  purchased on the related  Closing Date to the  Purchaser at least two (2)  Business  Days prior to the related  Closing  Date.  The
Mortgage  Loans shall be sold  pursuant to this  Agreement,  and the related Term Sheet shall be executed and  delivered on the related
Closing Date.

         Section 2.02      Purchase Price.

         The “Purchase  Price” for each Mortgage  Loan shall be the  percentage of par as stated in the related Term Sheet,  multiplied by the Stated  Principal  Balance,  as of the related  Cut-off Date, of the Mortgage Loan listed on the related  Mortgage Loan Schedule attached to the related Term Sheet,  after  application  of scheduled  payments of principal due on or before the related  Cut-off Date whether or not collected.

         In addition to the Purchase Price as described  above,  the Purchaser shall pay to the Company,  at closing,  accrued interest on the Stated  Principal  Balance of each Mortgage Loan as of the related  Cut-off Date at the Mortgage  Loan  Remittance  Rate of each
Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued  interest as set forth in the preceding  paragraph  shall be paid on the related  Closing Date by wire transfer of immediately available funds.

         The Purchaser shall be entitled to (1) all scheduled  principal due after the related  Cut-off Date, (2) all other  recoveries of principal  collected on or after the related Cut-off Date  (provided,  however,  that all scheduled  payments of principal due on or before the related  Cut-off Date and collected by the Company or any successor  servicer after the related Cut-off Date shall belong to the Company),  and (3) all payments of interest on the Mortgage Loans net of applicable  Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related  Cut-off  Date).  The Stated  Principal  Balance of each Mortgage Loan as of the related  Cut-off  Date is  determined  after  application  of payments of  principal  due on or before the related  Cut-off Date whether or not collected,  together with any unscheduled  principal  prepayments collected prior to the related Cut-off Date; provided, however,  that  payments of  scheduled  principal  and  interest  prepaid for a Due Date beyond the related  Cut-off  Date shall not be applied to the principal  balance as of the related Cut-off Date.  Such prepaid  amounts (minus the applicable  Servicing Fee) shall be the property of the  Purchaser.  The Company  shall  deposit any such prepaid  amounts into the  Custodial  Account,  which  account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

         Section 2.03      [Reserved]

         Section 2.04      Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

         As of the related  Closing Date, the Company sold,  transferred,  assigned,  set over and conveyed to the  Purchaser,  without recourse,  on a servicing retained basis, and the Company hereby  acknowledges that the Purchaser has, but subject to the terms of this
Agreement  and the related  Term Sheet,  all the right,  title and interest of the Company in and to the  Mortgage  Loans.  The Company
will deliver the Mortgage  Files to the Custodian  designated by the Purchaser,  on or before the related  Closing Date, at the expense of the  Company.  The Company  shall  maintain a Servicing  File  consisting  of a copy of the contents of each  Mortgage  File and the originals of the  documents in each  Mortgage  File not  delivered to the  Purchaser.  The  Servicing  File shall contain all documents necessary to service the Mortgage  Loans.  The possession of each  Servicing  File by the Company is at the will of the Purchaser,  for the sole purpose of servicing the related  Mortgage Loan,  and such retention and possession by the Company is in a custodial  capacity only.  From the related Closing Date, the ownership of each Mortgage Loan,  including the Mortgage Note, the Mortgage,  the contents of the related Mortgage File and all rights,  benefits,  proceeds and obligations arising therefrom or in connection  therewith,  has been vested in the  Purchaser.  All rights  arising out of the Mortgage  Loans  including,  but not limited to, all funds  received on or in connection  with the Mortgage  Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession  of the Company  shall be received  and held by the  Company in trust for the benefit of the  Purchaser  as the owner of the
Mortgage  Loans.  Any portion of the  Mortgage  Files  retained by the  Company  shall be  appropriately  identified  in the  Company's computer  system to clearly  reflect the  ownership of the Mortgage  Loans by the  Purchaser.  The Company shall release its custody of the  contents of the  Mortgage  Files only in  accordance  with  written  instructions  of the  Purchaser,  except when such release is required as incidental to the Company's  servicing of the Mortgage Loans or is in connection  with a repurchase of any Mortgage Loan or
Loans with respect thereto pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

         Section 2.05       Books and Records.

         The sale of each Mortgage Loan shall be reflected on the Company's  balance sheet and other financial  statements as a sale of assets by the Company.  The Company shall be responsible for maintaining,  and shall maintain,  a complete set of books and records for the Mortgage Loans that shall be  appropriately  identified in the Company's  computer  system to clearly  reflect the ownership of the
Mortgage  Loan by the  Purchaser.  In  particular,  the Company  shall  maintain in its  possession,  available  for  inspection by the
Purchaser,  or its designee and shall deliver to the Purchaser upon demand,  evidence of compliance  with all federal,  state and local laws, rules and regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to documentation as to the method used in determining the  applicability  of the provisions of the Flood Disaster  Protection Act of 1973, as amended,  to the
Mortgaged  Property,  documentation  evidencing  insurance coverage of any condominium  project as required by Fannie Mae or FHLMC, and periodic  inspection  reports as required by Section  4.13.  To the extent that  original  documents  are not  required for purposes of realization  of  Liquidation  Proceeds or Insurance  Proceeds,  documents  maintained by the Company may be in the form of microfilm or microfiche.

         The Company shall  maintain with respect to each  Mortgage  Loan and shall make  available for  inspection by the Purchaser or its  designee  the related  Servicing  File during the time the  Purchaser  retains  ownership  of a Mortgage  Loan and  thereafter  in accordance with applicable laws and regulations.

         In addition to the foregoing,  the Company shall provide to any  supervisory  agents or examiners that regulate the Purchaser, including but not limited to, the OTS, the FDIC and other similar  entities,  access,  during normal  business  hours,  upon reasonable advance notice to the Company and without cost to the Company or such supervisory agents or examiners,  to any documentation  regarding the Mortgage Loans that may be required by any applicable regulator.

         Section 2.06.     Transfer of Mortgage Loans.

         The Company shall keep at its servicing  office books and records in which,  subject to such reasonable  regulations as it may prescribe,  the Company shall note transfers of Mortgage  Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance  with the terms  hereof.  For the purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with respect to this  Agreement or any Mortgage Loan unless a notice of the transfer of such  Mortgage  Loan has been  delivered to the Company in  accordance  with this  Section  2.06 and the books and  records of the Company  show such person as the owner of the
Mortgage  Loan.  The  Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer  one or more of the Mortgage  Loans;
provided,  however,  that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this  Agreement  and an original  counterpart  of the  instrument  of transfer in an
Assignment and Assumption of this Agreement  substantially  in the form of Exhibit D hereto executed by the transferee  shall have been delivered to the Company.  The  Purchaser  also shall advise the Company of the transfer.  Upon receipt of notice of the transfer,  the
Company shall mark its books and records to reflect the ownership of the Mortgage  Loans of such assignee,  and the previous  Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.07      Delivery of Mortgage Loan Documents.

         The Company  shall deliver and release to the  Purchaser or its designee the Mortgage  Loan  Documents in accordance  with the terms of this  Agreement  and the related Term Sheet.  The  documents  enumerated  as items (1), (2), (3), (4), (5), (6), (7), (8), (9)
and (16) in Exhibit A hereto shall be delivered by the Company to the  Purchaser or its designee no later than three (3) Business  Days prior to the related Closing Date pursuant to a bailee letter  agreement.  All other  documents in Exhibit A hereto,  together with all other documents  executed in connection  with the Mortgage Loan that the Company may have in its  possession,  shall be retained by the
Company in trust for the  Purchaser.  If the Company  cannot  deliver the original  recorded  Mortgage  Loan  Documents or the original policy of title insurance,  including riders and endorsements  thereto,  on the related Closing Date, the Company shall,  promptly upon receipt  thereof and in any case not later than 150 days from the related  Closing  Date,  deliver such original  documents,  including original recorded  documents,  to the Purchaser or its designee (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate  recording  office).  If delivery is not completed  within 150 days  solely due to delays in making  such  delivery  by reason of the fact that such  documents  shall not have been  returned  by the appropriate  recording  office,  the Company  shall deliver such  document to  Purchaser,  or its designee,  within such time period as specified  in a Company's  Officer's  Certificate.  In the event that  documents  have not been  received by the date  specified in the
Company's Officer's  Certificate,  a subsequent Company's Officer's  Certificate shall be delivered by such date specified in the prior
Company's  Officer's  Certificate,  stating a revised date for receipt of  documentation.  The  procedure  shall be repeated  until the documents  have been  received  and  delivered.  If  delivery  is not  completed  within 270 days  solely due to delays in making  such delivery by reason of the fact that such  documents  shall not have been  returned by the  appropriate  recording  office,  the Company shall  continue to use its best efforts to effect  delivery as soon as possible  thereafter,  provided  that if such  documents are not delivered by the 330th day from the date of the related  Closing Date, the Company shall  repurchase the related  Mortgage Loans at the
Repurchase  Price in accordance with Section 3.03 hereof unless the Company provides  evidence that such  non-delivery is solely due to delays by the appropriate recording office.

         The Company shall pay all initial  recording  fees, if any, for the  assignments  of mortgage and any other fees in connection with the transfer of all original  documents to the  Purchaser or its designee.  The Company shall  prepare,  in recordable  form,  all assignments  of mortgage  necessary to assign the Mortgage Loans to the  Purchaser,  or its designee.  The Company shall be responsible for recording the assignments of mortgage as directed by the Purchaser.

         The Company shall  provide an original or duplicate  original of the title  insurance  policy to the Purchaser or its designee within ninety (90) days of the receipt of the recorded documents  (required for issuance of such policy) from the applicable  recording office.

         Any  review  by the  Purchaser,  or its  designee,  of the  Mortgage  Files  shall in no way  alter or  reduce  the  Company's obligations hereunder.

         If the Purchaser or its designee  discovers any defect with respect to a Mortgage  File, the Purchaser  shall,  or shall cause its designee to, give written  specification  of such defect to the Company which may be given in the exception  report  attached as an exhibit to the related  Term Sheet or the  certification  delivered  pursuant to this  Section  2.07,  or  otherwise in writing and the
Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

         The Company shall forward to the  Purchaser,  or its designee,  original  documents  evidencing an  assumption,  modification, consolidation  or extension of any Mortgage Loan entered into in accordance  with Section 4.01 or 6.01 within thirty (30) days of their execution;  provided,  however, that the Company shall provide the Purchaser,  or its designee,  with a certified true copy of any such document submitted for recordation  within thirty (30) days of its execution,  and shall provide the original of any document submitted for recordation or a copy of such document  certified by the appropriate  public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

         From time to time,  the Company may have a need (other than in  connection  with a payment in full,  which is  described  more fully in Section 6.02 herein) for Mortgage Loan  Documents to be released from the  Purchaser,  or its designee.  The Purchaser  shall, or shall  cause its  designee,  upon the  written  request of the  Company in the form  attached  hereto as Exhibit G,  within ten (10)
Business  Days,  deliver to the Company,  any  requested  documentation  previously  delivered to the Purchaser as part of the Mortgage
File,  provided that such  documentation is promptly  returned to the Purchaser,  or its designee,  when the Company no longer requires possession of the document,  and provided that during the time that any such  documentation is held by the Company,  such possession is in trust for the benefit of the Purchaser.

         Section 2.08      Quality Control Procedures.

         The Company must have an internal  quality  control program that verifies,  on a regular basis,  the existence and accuracy of the legal documents,  credit documents,  property  appraisals,  and underwriting  decisions.  The program must be capable of evaluating and monitoring the overall  quality of its loan production and servicing  activities.  The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting  principles;  guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

         Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults.

         In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months (unless such other period is set forth in the related Confirmation and Term Sheet) after the related Closing Date, the Company shall, upon written notice thereof from the Purchaser received by the Company within sixty (60) days of the date of such prepayment in full, remit to the
Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal
Prepayment in full.  Such remittance shall be made by the Company to the Purchaser no later than the seventh Business Day following receipt of such notice of Principal Prepayment by the Purchaser.

           In the event either of the first three (3) scheduled  Monthly  Payments (unless such other number of Monthly Payments is set forth in the related  Confirmation  or Term Sheet)  which are due under any Mortgage  Loan after the related  Cut-off Date are not made during the month in which such  Monthly  Payments  are due,  then not later than seven (7) Business  Days after  written  notice to the
Company by the Purchaser (and at the  Purchaser’s  sole option),  the Company,  shall  repurchase such Mortgage Loan from the Purchaser pursuant to the repurchase  provisions  contained in Subsection 3.03.  However,  if the Company provides  evidence  satisfactory to the
Purchaser that the delinquency was due to a servicing set up error, no repurchase shall be required.

                                                              ARTICLE III

                                                   REPRESENTATIONS AND WARRANTIES OF
                                           THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         The Company  represents,  warrants and  covenants to the  Purchaser  that,  as of the related  Closing Date or as of such date specifically provided herein:

         (a) The  Company  is duly  organized,  validly  existing  and in good  standing  under  the  laws of the  jurisdiction  of its organization  and has all  licenses  necessary  to carry out its  business as now being  conducted,  and is licensed  and  qualified to transact  business in and is in good standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise exempt under  applicable law from such  licensing or  qualification  or is otherwise not required  under  applicable law to effect such licensing or qualification  and no demand for such licensing or qualification  has been made upon the Company by any such state, and in any event the Company is in material  compliance with the laws of any such state to the extent  necessary to ensure the  enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Company has adequate  power and authority  and legal right to hold each Mortgage  Loan, to sell each Mortgage Loan and to execute,  deliver and perform,  and to enter into and consummate  all  transactions  contemplated  by this Agreement and the related
Term Sheet.  The Company has duly  authorized the execution,  delivery and performance of this Agreement and the related Term Sheet and any agreements  contemplated  hereby,  has duly executed and delivered  this  Agreement and the related Term Sheet,  and any agreements contemplated  hereby,  and, assuming due  authorization,  execution and delivery by the Purchaser,  this Agreement and the related Term
Sheet and each Assignment to the Purchaser and any agreements  contemplated  hereby,  constitutes a legal, valid and binding obligation of the Company,  enforceable  against it in accordance with its terms,  except as enforceability  thereof may be limited by bankruptcy, insolvency or reorganization;
         (c) Neither the execution and delivery of this  Agreement and the related Term Sheet,  nor the  origination or purchase of the
Mortgage Loans by the Company,  the sale of the Mortgage Loans to the Purchaser,  the  consummation  of the  transactions  contemplated hereby,  or the  fulfillment  of or compliance  with the terms and conditions of this Agreement and the related Term Sheet will violate the  Company's  charter  or by-laws or  constitute  a default  under or result in a material  breach or  acceleration  of any  material agreement or  instrument to which the Company is now a party or by which it is bound,  or result in the material  violation of any law, rule,  regulation,  order,  judgment  or decree to which the  Company or its  properties  are  subject,  or impair  the  ability of the
Purchaser to enforce its rights under the Mortgage Loans.

         (d) There is no action,  suit,  proceeding or  investigation  pending or, to the best of the Company’s  knowledge,  threatened against the  Company,  or any order or decree  outstanding,  with  respect to the Company  which,  either in any one instance or in the aggregate,  could  reasonably  be expected to have a material  adverse  effect on the  financial  condition  of the Company or seeks to prevent the consummation, performance or enforceability of any of the transactions contemplated by this Agreement.

         (e) No consent,  approval,  authorization or order of any court or governmental  agency or body is required for the execution, delivery  and  performance  by the Company of or  compliance  by the Company  with this  Agreement  or the related  Term Sheet,  or the consummation  of the  transactions  contemplated  by this  Agreement  or the  related  Term  Sheet,  except  for  consents,  approvals, authorizations and orders which have been obtained;

         (f) The  consummation of the  transactions  contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the  Company,  and the  transfer,  assignment  and  conveyance  of the Mortgage  Notes and the  Mortgages by the Company
pursuant to this  Agreement or the related Term Sheet are not subject to bulk  transfer or any similar  statutory  provisions in effect in any applicable jurisdiction;

         (g) The  origination  and servicing  practices  used by the Company and any prior  originator or servicer with respect to each
Mortgage Note and Mortgage have been legal and in accordance  with  applicable  laws and  regulations  and the Mortgage Loan Documents, and in all material respects proper and prudent in the mortgage  origination and servicing  business.  Each Mortgage Loan is being (and has been)  serviced in accordance  with  Accepted  Servicing  Practices  and  applicable  state and federal  laws,  including,  without limitation,  the Federal  Truth-In-Lending  Act and other consumer  protection laws, real estate settlement  procedures,  usury,  equal credit  opportunity and disclosure  laws. With respect to escrow deposits and payments that the Company,  on behalf of an investor,  is entitled  to  collect,  all such  payments  are in the  possession  of,  or under the  control  of,  the  Company,  and there  exist no deficiencies in connection  therewith for which customary  arrangements  for repayment  thereof have not been made. All escrow payments have been  collected in full  compliance  with state and federal law and the provisions of the related  Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not  prohibited by applicable  law and has been  established in an amount  sufficient to pay for every  escrowed item that remains  unpaid and has been assessed but is not yet due and payable.  No escrow  deposits or other  charges or payments  due under the  Mortgage  Note have been  capitalized  under any Mortgage or the related
Mortgage Note;

         (h) The Company used no selection  procedures  that  identified  the Mortgage  Loans as being less  desirable or valuable than other comparable mortgage loans in the Company's portfolio at the related Cut-off Date;

         (i) The Company will treat the sale of the Mortgage  Loans to the Purchaser as a sale for reporting  and  accounting  purposes and, to the extent appropriate, for federal income tax purposes;

         (j) The Company is an  approved  seller/servicer  of  residential  mortgage  loans for Fannie  Mae,  FHLMC and HUD,  with such facilities,  procedures  and  personnel  necessary  for the sound  servicing of such  mortgage  loans.  The Company is duly  qualified, licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws, and  regulations,  if applicable, meets the minimum  capital  requirements  set forth by the OTS, and is in good standing to sell mortgage loans to and service  mortgage loans for Fannie Mae and FHLMC and no event has occurred  which would make the Company unable to comply with  eligibility  requirements or which would require notification to either Fannie Mae or FHLMC;

         (k) The Company  does not  believe,  nor does it have any cause or reason to believe,  that it cannot  perform  each and every covenant  contained in this  Agreement or the related  Term Sheet.  The Company is solvent and the sale of the Mortgage  Loans will not cause the Company to become  insolvent.  The sale of the Mortgage Loans is not undertaken  with the intent to hinder,  delay or defraud any of the Company's creditors;

         (l) No statement,  tape,  diskette,  form, report or other document prepared by, or on behalf of, the Company pursuant to this
Agreement  or the  related  Term Sheet or in  connection  with the  transactions  contemplated  hereby,  contains  or will  contain any statement that is or will be inaccurate or misleading in any material respect;

         (m) The Company  acknowledges  and agrees that the  Servicing Fee  represents  reasonable  compensation  for  performing  such services and that the entire  Servicing Fee shall be treated by the Company,  for accounting and tax purposes,  as compensation for the servicing and  administration  of the Mortgage  Loans  pursuant to this  Agreement.  In the opinion of the Company,  the  consideration received  by the  Company  upon the sale of the  Mortgage  Loans to the  Purchaser  under this  Agreement  and the  related  Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

         (n) The Company has delivered to the Purchaser  financial  statements  of its parent,  for its last two complete  fiscal years as requested.  All such  financial  information  fairly  presents the pertinent  results of operations  and financial  position for the period  identified  and has been prepared in accordance  with GAAP  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the  business,  operations,  financial  condition,  properties or assets of the Company since the date of the Company’s  financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

         (o) The  Company  has not dealt  with any  broker,  investment  banker,  agent or other  person  that may be  entitled  to any commission or compensation in connection with the sale of the Mortgage Loans.

         Section 3.02      Representations and Warranties as to Individual Mortgage Loans.

         The Company  hereby  represents and warrants to the  Purchaser,  as to each Mortgage  Loan, as of the related  Closing Date as follows:

          (a) The  information  set forth in the  Mortgage  Loan  Schedule  attached to the related  Term Sheet is true,  complete  and correct in all material respects as of the related Cut-Off Date;

         (b) The Mortgage is a valid,  existing and enforceable first lien or a first priority  ownership  interest in an estate in fee simple in real  property on the Mortgaged  Property  securing the related  Mortgage  Note subject to principles of equity,  bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

         (c) All  payments  due  prior to the  related  Cut-off  Date for such  Mortgage  Loan have been  made;  there are no  material defaults  under the terms of the  Mortgage  Loan;  the Company has not  advanced  its own funds,  or induced,  solicited  or  knowingly received any advance of funds from a party other than the owner of the related  Mortgaged  Property,  directly or  indirectly,  for the payment of any amount  required by the Mortgage  Loan.  All of the Mortgage  Loans will have an actual  interest  paid to date of their related  Cut-off Date (or later) and will be due for the scheduled  monthly  payment next  succeeding  the Cut-off Date (or later),  as evidenced by a posting to the Company's  servicing  collection  system.  No payment  under any Mortgage Loan is delinquent  nor has any scheduled  payment  been  delinquent  at any time during the twelve (12) months  prior to the month of the related  Closing  Date.  For purposes of this  paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

         (d)  There  are no  defaults  by the  Company  in  complying  with the  terms of the  Mortgage,  and all  taxes,  governmental assessments,  insurance  premiums,  water, sewer and municipal charges,  leasehold payments or ground rents which previously became due and owing have been paid,  or escrow funds have been  established  in an amount  sufficient  to pay for every such  escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

         (e) The terms of the  Mortgage  Note and the  Mortgage  have not been  impaired,  waived,  altered or modified in any respect, except by written  instruments  which have been  recorded  to the extent any such  recordation  is required by law,  or,  necessary  to protect the interest of the  Purchaser.  No instrument of waiver,  alteration or  modification  has been executed  except in connection with a  modification  agreement and which  modification  agreement is part of the Mortgage File and the terms of which are reflected in the related  Mortgage  Loan  Schedule,  and no Mortgagor  has been  released,  in whole or in part,  from the terms  thereof  except in connection  with an  assumption  agreement  and which  assumption  agreement  is part of the  Mortgage  File and the terms of which are reflected in the related  Mortgage Loan Schedule;  the substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related Primary Mortgage  Insurance Policy,  Lender Primary Mortgage  Insurance Policy and title insurance policy, to the extent required by the related policies;

         (f) The  Mortgage  Note and the  Mortgage  are not  subject to any right of  rescission,  set-off,  counterclaim  or  defense, including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim  or defense,  including the defense of usury,  and no such right of  rescission,  set-off, counterclaim or defense has been asserted with respect thereto;

         (g) All buildings or other customarily  insured  improvements upon the Mortgaged  Property are insured by a Qualified Insurer, against  loss by fire,  hazards of extended  coverage and such other  hazards as are provided for in the Fannie Mae or FHLMC Guide,  as well as all additional  requirements  set forth in Section 4.10 of this  Agreement.  All such insurance  policies are in full force and effect and contain a standard  mortgagee  clause  naming the Company and its  successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If required by the Flood  Disaster  Protection  Act of 1973, as amended,  the Mortgage Loan is covered by a flood insurance  policy meeting the  requirements of the current  guidelines of the Federal
Insurance  Administration which policy conforms to Fannie Mae or FHLMC requirements,  as well as all additional  requirements set forth in Section 4.10 of this  Agreement.  Such policy was issued by a Qualified  Insurer.  The Mortgage  obligates the Mortgagor  thereunder to maintain all such insurance at the Mortgagor's cost and expense,  and on the Mortgagor's  failure to do so, authorizes the holder of the Mortgage to maintain such  insurance at the  Mortgagor's  cost and expense and to seek  reimbursement  therefor from the Mortgagor.
Neither the Company (nor any prior  originator  or servicer of any of the Mortgage  Loans) nor any  Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement  provided for therein,  or the validity and binding effect of either;

         (h) Each  Mortgage  Loan  complies  with,  and the  Company has  complied  with,  applicable  local,  state and federal  laws, regulations and other requirements including, without limitation,  usury, equal credit opportunity,  real estate settlement procedures, the Federal  Truth-In-Lending  Act,  disclosure  laws and all applicable  predatory and abusive  lending laws and  consummation  of the transactions  contemplated hereby,  including without limitation,  the receipt of interest by the owner of such Mortgage Loan, will not involve the  violation of any such laws,  rules or  regulations.  None of the Mortgage  Loans are (a) Mortgage  Loans subject to 12 CFR
Part 226.31,  12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation  implementing  TILA, which implements the Home Ownership and
Equity Protection Act of 1994, as amended,  or (b) except as may be provided in subparagraph (c) below,  classified and/or defined,  as a “high  cost”,  “threshold”,  “predatory”  “high risk home loan” or “covered”  loan (or a similarly  classified  loan using  different terminology  under a law imposing  additional legal liability for mortgage loans having high interest rates,  points and or/fees) under any other  applicable  state,  federal or local law including,  but not limited to, the States of Georgia,  New York,  North  Carolina,
Arkansas,  Kentucky or New Mexico,  (c)  Mortgage  Loans  subject to the New Jersey Home  Ownership  Security  Act of 2002 (the “Act”),
unless such  Mortgage  Loan is a (1) “Home Loan” as defined in the Act that is a first lien  Mortgage  Loan,  which is not a “High Cost
Home Loan” as defined in the Act or (2) “Covered Home Loan” as defined in the Act that is a first lien purchase  money  Mortgage  Loan, which is not a High Cost Home Loan under the Act, or (d) secured by Mortgaged  Property in the  Commonwealth  of  Massachusetts  with a loan  application  date on or after  November 7, 2004 that  refinances a mortgage loan that is less than sixty (60) months old,  unless such Mortgage Loan (1) is on an investment  property,  (ii) meets the requirements  set forth in the Code of  Massachusetts  Regulation
(“CMR”),  209  CMR  53.04(1)(b),  or  (iii)  meets  the  requirements  set  forth  in the  209  CMR  53.04(1)(c).  In  addition  to and notwithstanding  anything to the contrary herein, no Mortgage Loan for which the Mortgaged  Property is located in New Jersey is a Home
Loan as defined in the Act that was made,  arranged,  or assigned by a person selling either a manufactured  home or home  improvements to the  Mortgaged  Property or was made by an  originator  to whom the  Mortgagor  was referred by any such seller.  The Company  shall maintain in its  possession,  available  for the  Purchaser’s  inspection,  as  appropriate,  and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

         (i) The Mortgage has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or  rescinded,  and the Mortgaged
Property has not been released  from the lien of the Mortgage,  in whole or in part,  nor has any  instrument  been executed that would effect any such release,  cancellation,  subordination  or rescission.  The Company has not waived the  performance by the Mortgagor of any action,  if the  Mortgagor’s  failure to perform such action would cause the  Mortgage  Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j) The  Mortgage is a valid,  existing,  enforceable  and  perfected  first lien on the  Mortgaged  Property,  including  all improvements  securing the Mortgage  Note's original  principal  balance  subject to principles of equity,  bankruptcy,  insolvency and other laws of general  application  affecting the rights of  creditors.  The Mortgage and the Mortgage Note do not contain any evidence of any other  security  interest or other  interest or right  thereto.  Such lien is free and clear of all  adverse  claims,  liens and encumbrances  having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent  current real property taxes and assessments not yet due and payable, (2) covenants,  conditions and restrictions,  rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending  institutions  generally and either (A) which are referred to in the lender’s title insurance  policy  delivered to the originator or otherwise  considered in the appraisal made for the  originator of the Mortgage  Loan, or (B) which do not adversely  affect the  residential  use or Appraised  Value of the Mortgaged
Property  as set  forth in such  appraisal,  and (3)  other  matters  to which  like  properties  are  commonly  subject  which do not, individually  or in the aggregate,  materially  interfere with the benefits of the security  intended to be provided by the Mortgage or the use, enjoyment,  value or marketability of the related Mortgaged Property.  Any security agreement,  chattel mortgage or equivalent document  related to and delivered in connection  with the Mortgage Loan  establishes  and creates a valid,  existing,  enforceable and perfected first lien and first priority  security  interest on the property  described  therein,  and the Company has the full right to sell and assign the same to the Purchaser;

         (k) The Mortgage Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker thereof,  enforceable in accordance with its terms subject to principles of equity, bankruptcy,  insolvency and other laws of general  application  affecting the rights of creditors,  and the Company has taken all action  necessary to transfer such rights of enforceability  to the Purchaser  (as  applicable).  All parties to the Mortgage Note and the Mortgage had the legal  capacity to enter into the  Mortgage  Loan and to execute and deliver the  Mortgage  Note and the  Mortgage.  The Mortgage  Loan  Documents  are on forms acceptable  to Fannie Mae and FHLMC.  The Mortgage  Note and the  Mortgage  have been duly and properly  executed by such  parties.  No fraud,  error,  omission,  misrepresentation,  negligence or similar  occurrence with respect to a Mortgage Loan has taken place on the part of the Company or the  Mortgagor,  or on the part of any other party  involved in the  origination  or  servicing  of the Mortgage
Loan.  The proceeds of the Mortgage Loan have been fully  disbursed and there is no requirement  for future  advances  thereunder,  and any and all  requirements  as to  completion  of any on-site or  off-site  improvements  and as to  disbursements  of any escrow  funds therefor have been complied  with.  All costs,  fees and expenses  incurred in making or closing the Mortgage Loan and the recording of the  Mortgage  were paid,  and the  Mortgagor  is not  entitled to any refund of any  amounts  paid or due under the  Mortgage  Note or
Mortgage;

         (l) The Company is the sole owner and holder of the Mortgage Loan and the  indebtedness  evidenced by the Mortgage  Note,  and had full right to transfer  and sell the  Mortgage  Loan to the  Purchaser  free and clear of any  encumbrance,  equity,  participation interests,  lien, pledge,  charge,  claim or security interest.  Upon the sale of the Mortgage Loan to the Purchaser,  the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the  Purchaser’s  designee in trust only for the purpose of  servicing  and  supervising  the  servicing  of the  Mortgage  Loan.  Immediately  prior to the  transfer  and assignment to the Purchaser,  the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment,  sale or pledge to any person other than the  Purchaser,  and the Company had good and  marketable  title to and was the sole owner  thereof.
Following  the sale of the  Mortgage  Loan,  the  Purchaser  will own such  Mortgage  Loan free and clear of any  encumbrance,  equity, participation  interest,  lien, pledge,  charge,  claim or security interest.  The Company intends to relinquish all rights to possess, control and monitor the Mortgage  Loan,  except for purposes of servicing the Mortgage Loan as set forth in this  Agreement.  After the related  Closing  Date,  the  Company  will not have any right to modify  or alter the terms of the sale of the  Mortgage  Loan and the
Company will not have any obligation or right to repurchase the Mortgage Loan or substitute  another Mortgage Loan,  except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

         (m) Each Mortgage Loan is covered by an ALTA lender's title  insurance  policy or other  generally  acceptable  form of policy or insurance  acceptable to Fannie Mae or FHLMC  (including  adjustable  rate  endorsements),  issued by a title insurer  acceptable to
Fannie Mae or FHLMC and qualified to do business in the  jurisdiction  where the Mortgaged  Property is located,  insuring  (subject to the exceptions  contained in (j)(1), (2) and (3) above) the Company,  its successors and assigns,  as to the first priority lien of the
Mortgage in the original  principal  amount of the Mortgage Loan and, with respect to adjustable rate Mortgage Loans,  against any loss by reason of the invalidity or  unenforceability  of the lien resulting from the provisions of the Mortgage providing for adjustment in the  Mortgage  Interest  Rate and  Monthly  Payment.  Where  required  by state law or  regulation,  the  Mortgagor  has been given the opportunity  to choose the carrier of the required  mortgage title  insurance.  The Company,  its  successors and assigns,  is the sole insured of such lender's title insurance  policy,  such title insurance  policy has been duly and validly endorsed to the Purchaser (to the extent  necessary)  or the  assignment  to the  Purchaser  of the  Company's  interest  therein  does not require the consent of or notification to the insurer and such lender's title  insurance  policy is in full force and effect and will be in full force and effect upon the  consummation  of the  transactions  contemplated  by this  Agreement.  No claims  have been made  under such  lender's  title insurance policy, and no prior holder or servicer of the related Mortgage,  including the Company, nor any Mortgagor,  has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n) There is no default,  breach,  violation or event of  acceleration  existing  under the  Mortgage or the related  Mortgage
Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period,  would  constitute a default,  breach,  violation  or event of  acceleration;  and neither the  Company,  nor any prior  mortgagee,  has waived any default, breach, violation or event of acceleration;

         (o) There are no mechanics'  or similar  liens or claims which have been filed for work,  labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related  Mortgaged  Property which are or may be liens prior to or equal to the lien of the related Mortgage;

         (p) All  improvements  subject to the Mortgage  which were  considered in  determining  the  appraised  value of the Mortgaged
Property lie wholly within the  boundaries  and building  restriction  lines of the  Mortgaged  Property (and wholly within the project with respect to a condominium  unit) and no  improvements  on adjoining  properties  encroach upon the Mortgaged  Property except those which are insured  against by the title insurance  policy  referred to in clause (m) above and all  improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) Each  Mortgage Loan was  originated  by or for the Company  pursuant to, and conforms  with,  the  Company’s  underwriting guidelines  attached as Exhibit H hereto.  The Mortgage Loan bears interest at an adjustable  rate (if  applicable) as set forth in the related  Mortgage Loan Schedule,  and Monthly  Payments under the Mortgage Note are due and payable on the first day of each month. The
Mortgage  contains the usual and enforceable  provisions of the Company at the time of origination for the  acceleration of the payment of the unpaid  principal  amount of the  Mortgage  Loan if the  related  Mortgaged  Property is sold  without the prior  consent of the mortgagee thereunder;

         (r) The Mortgaged  Property is not subject to any material  damage.  At  origination of the Mortgage Loan there was not, since origination  of the  Mortgage  Loan  there  has not  been,  and there  currently  is no  proceeding  pending  for the total or  partial condemnation  of the  Mortgaged  Property.  The Company has not  received  notification  that any such  proceedings  are  scheduled  to commence at a future date;

         (s) The related  Mortgage  contains  customary  and  enforceable  provisions  such as to render the rights and remedies of the holder  thereof  adequate  for the  realization  against the  Mortgaged  Property of the  benefits of the  security  provided  thereby, including,  (1) in the  case  of a  Mortgage  designated  as a deed  of  trust,  by  trustee's  sale,  and (2)  otherwise  by  judicial foreclosure.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the
Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage  constitutes a deed of trust, a trustee,  authorized  and duly qualified if required under  applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage,  and no fees or expenses,  except as may be  required  by local  law,  are or will  become  payable  by the  Purchaser  to the  trustee  under the deed of trust,  except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage  File  contains an  appraisal of the related  Mortgaged  Property  signed prior to the final  approval of the mortgage  loan  application  by a Qualified  Appraiser,  approved by the  Company,  who had no  interest,  direct or  indirect,  in the
Mortgaged  Property or in any loan made on the security thereof,  and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the FIRREA
and the  regulations  promulgated  thereunder,  all as in effect on the date the Mortgage  Loan was  originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

         (v) All parties which have had any interest in the Mortgage,  whether as mortgagee,  assignee,  pledgee or otherwise, are (or, during the period in which they held and disposed of such  interest,  were) (A) in  compliance  with any and all  applicable  licensing requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state,  or (3) federal  savings and loan  associations or national banks or a Federal Home Loan
Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

         (w) The  related  Mortgage  Note is not and has not been  secured  by any  collateral  except  the  lien of the  corresponding
Mortgage and the security  interest of any applicable  security  agreement or chattel  mortgage  referred to above and such  collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received and has executed,  where applicable,  all disclosure  materials required by applicable law with respect to the making of such mortgage loans;

         (y) The Mortgage Loan does not contain  balloon or "graduated  payment"  features and no Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

         (z) The  Mortgagor  is not in  bankruptcy  and,  the  Mortgagor  is not  insolvent  and the  Company has no  knowledge  of any circumstances  or conditions with respect to the Mortgage,  the Mortgaged  Property,  the Mortgagor or the Mortgagor's  credit standing that could  reasonably be expected to cause  investors to regard the Mortgage Loan as an  unacceptable  investment,  cause the Mortgage
Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

         (aa) Each Mortgage Loan bears  interest  based upon a thirty (30) day month and a three hundred and sixty (360) day year.  The
Mortgage Loans have an original term to maturity of not more than forty (40) years,  with interest  payable in arrears on the first day of each month.  As to each  adjustable  rate Mortgage Loan, on each  applicable  Adjustment  Date,  the Mortgage  Interest Rate will be adjusted to equal the sum of the Index,  plus the applicable  Margin;  provided,  that the Mortgage  Interest Rate, on each  applicable
Adjustment  Date,  will not  increase by more than the  Initial  Rate Cap or Periodic  Rate Cap, as  applicable.  Over the term of each adjustable rate Mortgage Loan, the Mortgage  Interest Rate will not exceed such Mortgage  Loan's  Lifetime Rate Cap.  Unless  indicated
on the related  Mortgage Loan  Schedule,  none of the Mortgage  Loans are  “interest-only”  Mortgage  Loans or “negative  amortization”
Mortgage  Loans.  With respect to each adjustable rate Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient
(a) during the period prior to the first  adjustment to the Mortgage  Interest Rate, to fully amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest  Rate,  and (b) during the period  following each
Adjustment  Date, to fully amortize the outstanding  principal  balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related  Mortgage  Interest Rate.  With respect to each adjustable rate Mortgage Loan, the Mortgage Note provides that when the Mortgage  Interest Rate changes on an Adjustment Date, the then outstanding  principal balance will be reamortized over the remaining life of the Mortgage Loan.  Unless indicated on the related Mortgage Loan Schedule,  no Mortgage
Loan  contains  terms or  provisions  which would  result in negative  amortization.  None of the Mortgage  Loans  contain a conversion feature which would cause the Mortgage  Interest Rate to convert to a fixed  interest  rate.  None of the Mortgage Loans are considered agricultural loans;

         (bb)  (INTENTIONALLY LEFT BLANK)

         (cc)  (INTENTIONALLY LEFT BLANK)

         (dd)  (INTENTIONALLY LEFT BLANK)

         (ee)  (INTENTIONALLY LEFT BLANK)

         (ff)  (INTENTIONALLY LEFT BLANK)

         (gg) (INTENTIONALLY LEFT BLANK)

         (hh) In the event the Mortgage Loan had an LTV at  origination  greater than 80.00%,  the excess of the  principal  balance of the Mortgage  Loan over 75.0% of the  Appraised  Value of the Mortgaged  Property  with respect to a Refinanced  Mortgage  Loan, or the lesser of the Appraised  Value or the Sales Price of the Mortgaged  Property with respect to a purchase money Mortgage Loan was insured as to payment defaults by a Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer.  Any Mortgage Loan subject to a Lender
Primary  Mortgage  Insurance Policy or a Primary Mortgage  Insurance Policy that is also subject to the Company’s  captive  reinsurance agreement  with the  applicable  insurer  shall  remain  subject to such  captive  reinsurance  agreement  between  the Company and the applicable  insurer,  provided  that such insurer is a Qualified  Insurer.  Unless  otherwise  indicated on the related  Mortgage  Loan
Schedule,  no Mortgage  Loan has an LTV over 95%. All  provisions  of such Primary  Mortgage  Insurance  Policy have been and are being complied  with,  such policy is in full force and effect,  and all premiums due  thereunder  have been paid.  No Mortgage Loan requires payment of such  premiums,  in whole or in part, by the  Purchaser.  No action,  inaction,  or event has occurred and no state of facts exists that has, or will result in the  exclusion  from,  denial of, or defense to  coverage.  Any  Mortgage  Loan subject to a Primary
Mortgage Insurance Policy obligates the Mortgagor  thereunder to maintain the Primary Mortgage  Insurance Policy,  subject to state and federal law, and to pay all premiums and charges in connection  therewith.  No action has been taken or failed to be taken, on or prior to the Closing  Date which has  resulted  or will  result in an  exclusion  from,  denial of, or defense to coverage  under any Primary
Mortgage  Insurance  Policy  (including,  without  limitation,  any  exclusions,  denials or  defenses  which would limit or reduce the availability  of the timely  payment of the full amount of the loss  otherwise due  thereunder to the insured)  whether  arising out of actions,  representations,  errors, omissions, negligence, or fraud of the Company or the Mortgagor, or for any other reason under such coverage.  The Mortgage  Interest  Rate for the Mortgage  Loan as set forth on the related  Mortgage  Loan  Schedule is net of any such insurance  premium.  Unless  otherwise  indicated on the related  Mortgage  Loan  Schedule,  none of the Mortgage  Loans are subject to
“lender-paid”  mortgage  insurance.  Any Mortgage Loan subject to a Lender Primary  Mortgage  Insurance Policy obligates the Company to maintain the Lender Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith;

         (ii) The Assignment is in recordable  form and is acceptable  for recording  under the laws of the  jurisdiction  in which the
Mortgaged Property is located;

         (jj) None of the Mortgage  Loans are secured by an interest in a leasehold  estate.  The Mortgaged  Property is located in the state  identified in the related  Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence  erected  thereon,  or a townhouse,  or a two-to  four-family  dwelling,  or an individual  condominium unit in a condominium project,  or an individual unit in a planned unit  development or a de minimis planned unit  development;  provided,  however,  that no residence or dwelling is a single parcel of real property with a manufactured home not affixed to a permanent  foundation,  or a mobile home. Any condominium  unit or planned unit  development  conforms with the Company’s  underwriting  guidelines.  As of the Origination
Date,  no portion of any  Mortgaged  Property was used for  commercial  purposes,  and since the  Origination  Date,  no portion of any
Mortgaged Property has been, or currently is, used for commercial purposes;

         (kk) Payments on the Mortgage Loan  commenced no more than sixty (60) days after the funds were  disbursed in connection  with the Mortgage Loan.  Each of the Mortgage Loans will amortize fully by the stated maturity date;

         (ll) The Mortgage  Property was lawfully  occupied  under  applicable  law,  and all  inspections,  licenses and  certificates required to be made or issued with  respect to all  occupied  portions  of the  Mortgaged  Property  and,  with  respect to the use and occupancy of the same,  including but not limited to certificates of occupancy and fire  underwriting  certificates,  have been made or obtained from the appropriate authorities;

         (mm) There is no pending  action or  proceeding  directly  involving  the  Mortgaged  Property  in which  compliance  with any environmental  law, rule or regulation is an issue;  there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property;  and the Company has not received any notice of any environmental  hazard on the Mortgaged Property and nothing further  remains to be done to satisfy in full all  requirements  of each such law, rule or regulation  constituting a prerequisite  to use and enjoyment of said property;

         (nn) The  Mortgagor has not notified the Company,  and the Company has no knowledge of any relief  requested or allowed to the
Mortgagor under the Servicemembers Civil Relief Act of 2004;

         (oo) No Mortgage Loan is a  construction  or  rehabilitation  Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

         (pp)     The Mortgagor for each Mortgage Loan is a natural person;

         (qq)     None of the Mortgage Loans are Co-op Loans;

         (rr)     With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No
Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated.
Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such
Mortgage Loan;

         (ss)     With respect to each Mortgage Loan either (i) the fair market value of the Mortgaged  Property securing such Mortgage
Loan was at least equal to 80 percent of the  original  principal  balance of such  Mortgage  Loan at the time such  Mortgage  Loan was originated or (ii) (a) the Mortgage  Loan is only secured by the Mortgage  Property and (b)  substantially  all of the proceeds of such
Mortgage Loan were used to acquire or to improve or protect the Mortgage Property.  For the purposes of the preceding sentence,  if the
Mortgage Loan has been significantly  modified other than as a result of a default or a reasonable  foreseeable  default,  the modified
Mortgage Loan will be viewed as having been originated on the date of the modification;

         (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the  Secretary of HUD pursuant to Sections 203 and 211 of the National  Housing Act, a savings and loan  association,  a savings  bank, a commercial  bank,  credit union,  insurance  company or similar institution which is supervised and examined by a federal or state authority;

         (uu) None of the Mortgage Loans are simple interest Mortgage Loans and none of the Mortgaged Properties are timeshares;

     (vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.  With respect to each Mortgage Loan which has passed its initial Adjustment Date, the Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage;

         (ww) Each Mortgage Note,  each Mortgage,  each Assignment and any other  documents  required  pursuant to this Agreement to be delivered to the Purchaser or its designee,  or its assignee for each Mortgage Loan,  have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee;

         (xx) There is no Mortgage  Loan that was  originated  on or after  October 1, 2002 and before March 7, 2003,  which is secured by property located in the State of Georgia;

         (yy)  No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

         (zz)  No  Mortgagor  was  encouraged  or required to select a Mortgage  Loan product  offered by the Mortgage  Loan’s originator which is a higher cost product designed for less creditworthy  Mortgagors,  unless at the time of the Mortgage  Loan’s  origination,  such  Mortgagor did not qualify  taking into account  credit history and debt-to-income  ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s  originator.  If, at the time of loan  application,  the Mortgagor may have qualified for a lower-cost  credit  product then offered by any mortgage  lending  affiliate of the Mortgage
Loan’s  originator,  the Mortgage Loan’s originator  referred the Mortgagor’s  application to such affiliate for underwriting consideration;

         (aaa) The  methodology  used in  underwriting  the extension of credit for each Mortgage Loan employs  objective  mathematical principles which relate the Mortgagor’s  income,  assets and liabilities (except for any Mortgage Loan which does not require statement of income or assets) to the proposed payment and such  underwriting  methodology does not rely on the extent of the Mortgagor’s  equity in the collateral as the principal  determining  factor in approving such credit  extension.  Such underwriting  methodology  confirmed that at the time of origination  (application/approval)  the Mortgagor had a reasonable ability to make timely payments on the Mortgage
Loan;

         (bbb) With  respect to any  Mortgage  Loan that  contains a provision  permitting  imposition  of a premium  upon a prepayment prior to maturity:  (i) prior to the loan’s  origination,  the  Mortgagor  agreed to such  premium in exchange for a monetary  benefit, including but not limited to a rate or fee  reduction,  (ii) prior to the loan’s  origination,  the Mortgagor was offered the option of obtaining a mortgage loan that did not require  payment of such a premium,  (iii) the prepayment  premium is disclosed to the Mortgagor in the loan  documents  pursuant  to  applicable  state and  federal  law,  and (iv)  notwithstanding  any state or federal  law to the contrary,  the Company shall not impose such  prepayment  premium in any instance when the Mortgage is accelerated as the result of the
Mortgagor’s default in making the loan payments;

         (ccc) No  Mortgagor  was  required  to  purchase  any credit  life,  disability,  accident  or health  insurance  product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid  single-premium  credit life,  disability,  accident or health insurance  policy in connection with the origination of the Mortgage Loan;

         (ddd) The Company will  transmit  full-file  credit  reporting  data for each Mortgage Loan pursuant to the Fannie Mae Selling
  Guide and that for each Mortgage Loan, the Company  agrees it shall report one of the following  statuses each month as follows:  new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

         (eee) With respect to any Mortgage Loan  originated on or after August 1, 2004,  neither the related  Mortgage nor the related
Mortgage  Note  requires the  Mortgagor to submit to  arbitration  to resolve any dispute  arising out of or relating in any way to the
Mortgage Loan;

         (fff) No Mortgage Loan is secured by Mortgaged  Property in the Commonwealth of Massachusetts  with a loan application date on or after  November 7, 2004 that  refinances a mortgage  loan that is less than sixty (60) months old,  unless such Mortgage Loan (1) is on an  investment  property,  (ii)  meets  the  requirements  set  forth  in the  Code of  Massachusetts  Regulation  (“CMR”),  209 CMR
53.04(1)(b), or (iii) meets the requirements set forth in the 209 CMR 53.04(1)(c);

         (ggg)  For any Mortgage  Loan with  Mortgaged  Property  located in Texas which is a second lien and the  interest  rate is in excess of 10% where terms of the Mortgage Note contain a provision  for which the  Mortgagor  may be entitled to prepaid  interest upon payoff,  no Mortgagor paid any  administrative  fees,  points,  or loan  origination  fees which would  actually  result in any prepaid interest being due the Mortgagor under the terms of the Mortgage Note; and

         (hhh)    The  Company  has  complied  with all  applicable  anti-money  laundering  laws and  regulations,  including  without limitation the USA Patriot Act of 2001  (collectively,  the Anti-Money  Laundering  Laws").  The Company has  established an anti-money laundering  compliance  program as required by the  Anti-Money  Laundering  Laws  and has  conducted  the  requisite  due  diligence in
connection  with the  origination  of each Mortgage  Loan for the purposes of the  Anti-Money  Laundering  Laws.   The Company  further
represents that it takes reasonable  efforts to determine whether  any Mortgagor  appears on any list of blocked or prohibited  parties designated by the U.S. Department of Treasury.

         Section 3.03      Repurchase; Substitution.

         It is understood  and agreed that the  representations  and  warranties  set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage  Loans and delivery of the Mortgage  Loan  Documents to the  Purchaser,  or its  designee,  and shall inure to the benefit of the  Purchaser,  notwithstanding  any  restrictive  or qualified  endorsement  on any  Mortgage  Note or  Assignment  or the examination,  or lack of  examination,  of any Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the  foregoing  representations  and  warranties  which  materially  and  adversely  affects the value of the Mortgage  Loans or the interest of the Purchaser in any Mortgage Loan, the party  discovering  such breach shall give prompt written notice to the other.  The
Company  shall have a period of sixty (60) days from the earlier of its  discovery  or its receipt of notice of any such breach  within which to correct or cure such  breach.  The Company  hereby  covenants  and agrees that if any such  breach is not  corrected  or cured within such sixty day period,  the Company  shall,  at the  Purchaser's  option and not later than ninety (90) days of its discovery or its receipt of notice of such breach,  repurchase  such Mortgage Loan at the Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser’s  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall involve any representation  or warranty  set forth in Section  3.01,  and such breach is not cured  within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach,  all Mortgage Loans shall, at the option of the Purchaser,  be repurchased by the
Company at the  Repurchase  Price.  Any such  repurchase  shall be  accomplished  by wire transfer of  immediately  available  funds to
Purchaser in the amount of the Repurchase Price.

         If the  Company is required to  repurchase  any  Mortgage  Loan  pursuant to this  Section  3.03,  the Company  may,  with the
Purchaser's  prior  consent and at the  Purchaser’s  sole option,  within ninety (90) days from the related  Closing Date,  remove such defective  Mortgage Loan from the terms of this Agreement and  substitute  another  mortgage loan for such defective  Mortgage Loan, in lieu of  repurchasing  such  defective  Mortgage  Loan. Any  substitute  Mortgage Loan is subject to the Purchaser  acceptability.  Any substituted Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date.

         The Company shall amend the related  Mortgage Loan Schedule to reflect the  withdrawal of the removed  Mortgage Loan from this
Agreement and the  substitution  of such  substitute  Mortgage  Loan  therefor.  Upon such  amendment,  the Purchaser  shall review the
Mortgage File delivered to it relating to the substitute  Mortgage Loan. In the event of such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the substitution  occurs and any Principal  Prepayments made thereon during such month shall be the property of the Purchaser  and accrued  interest for such month on the Mortgage  Loan for which the  substitution  is made and any  Principal  Prepayments  made  thereon  during such month shall be the  property of the  Company.  The  principal  payment on a substitute  Mortgage  Loan due on the Due Date in the month of  substitution  shall be the  property of the  Company and the  principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

         For any month in which the Company is  permitted  to  substitute  one or more  substitute  Mortgage  Loans,  the Company  will determine the amount (if any) by which the aggregate  Stated  Principal  Balance  (after  application  of the principal  portion of all scheduled  payments due in the month of  substitution)  of all the substitute  Mortgage Loans in the month of substitution is less then the aggregate  Stated  Principal  Balance  (after  application  of the principal  portion of the scheduled  payment due in the month of substitution)  of the such replaced  Mortgage  Loan. An amount equal to the aggregate of such  deficiencies  described in the preceding sentence for any Remittance  Date shall be deposited  into the Custodial  Account by the Company on the related  Determination  Date in the month following the calendar month during which the substitution occurred.

         It is  understood  and agreed that the  obligation  of the  Company  set forth in this  Section  3.03 to cure,  repurchase  or substitute  for a defective  Mortgage Loan,  and to indemnify the Purchaser  pursuant to Section 8.01,  constitute the sole remedies of the Purchaser  respecting a breach of the foregoing  representations  and warranties.  If the Company fails to repurchase or substitute for a defective  Mortgage Loan in accordance  with this Section  3.03,  or fails to cure a defective  Mortgage Loan to the  Purchaser's reasonable  satisfaction  in accordance  with this Section 3.03, or to indemnify the Purchaser  pursuant to Section 8.01,  that failure shall be an Event of Default and the  Purchaser  shall be entitled  to pursue all  remedies  available  in this  Agreement  as a result thereof.  No provision of this paragraph  shall affect the rights of the Purchaser to terminate this Agreement for cause,  as set forth in Sections 10.01 and 11.01.

         Any cause of action against the Company  relating to or arising out of the breach of any  representations  and warranties made in Sections  3.01 and 3.02 shall  accrue as to any  Mortgage  Loan upon (i) the earlier of  discovery  of such breach by the Company or notice  thereof by the Purchaser to the Company,  (ii) failure by the Company to cure such breach or  repurchase  such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         In the event that any Mortgage  Loan is held by a REMIC,  notwithstanding  any  contrary  provision  of this  Agreement,  with respect to any  Mortgage  Loan that is not in default or as to which no default is imminent,  no  substitution  pursuant to  Subsection
3.03 shall be made after the  applicable  REMIC's  "start up day" (as defined in Section  860G(a) (9) of the Code),  unless the Company has obtained an Opinion of Counsel to the effect that such  substitution  will not (i) result in the imposition of taxes on "prohibited transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

         Section 3.04      Representations and Warranties of the Purchaser.

         The  Purchaser  represents,  warrants and  covenants to the Company  that,  as of the related  Closing Date or as of such date specifically provided herein:

         (c)      The  Purchaser  is a  corporation,  dully  organized  validly  existing  and in good  standing  under the laws of the State of
Delaware and is qualified to transact  business in, is in good standing  under the laws of, and  possesses  all licenses  necessary for the conduct of its business in, each state in which any  Mortgaged  Property is located or is  otherwise  exempt or not required  under applicable law to effect such qualification or license;

         (d)      The  Purchaser  has full power and  authority to hold each  Mortgage  Loan,  to purchase  each  Mortgage Loan pursuant to this
Agreement  and the  related  Term Sheet and to  execute,  deliver  and  perform,  and to enter  into and  consummate  all  transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently  conducted,  has duly authorized the execution,  delivery and  performance of this Agreement and the related Term Sheet,  has duly executed and delivered this Agreement and the related Term Sheet;

         (c)      None of the execution and delivery of this Agreement and the related Term Sheet,  the purchase of the Mortgage Loans, the consummation of the  transactions  contemplated  hereby,  or the fulfillment of or compliance with the terms and conditions of this
Agreement  and the related Term Sheet will conflict with any of the terms,  conditions  or  provisions  of the  Purchaser’s  charter or by-laws  or  materially  conflict  with or result in a material  breach of any of the  terms,  conditions  or  provisions  of any legal restriction  or any agreement or  instrument to which the Purchaser is now a party or by which it is bound,  or constitute a default or result in an  acceleration  under any of the  foregoing,  or result in the material  violation  of any law,  rule,  regulation,  order, judgment or decree to which the Purchaser or its property is subject;

         (d)      There is no  litigation,  suit,  proceeding or  investigation  pending or to the best of the  Purchaser’s  knowledge, threatened  against the Purchaser,  or any order or decree with respect to the Purchaser which is reasonably  likely to have a material adverse effect on the purchase of the related  Mortgage  Loans,  the execution,  delivery or  enforceability  of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Purchaser;

         (e)      No  consent,  approval,  authorization  or order of any  court or  governmental  agency or body is  required  for the execution,  delivery and  performance  by the  Purchaser of or compliance  by the  Purchaser  with this  Agreement and the related Term
Sheet, the purchase of the Mortgage Loans or the  consummation of the transactions  contemplated by this Agreement and the related Term
Sheet except for consents, approvals, authorizations and orders which have been obtained;

         (f)      The  consummation  of the  transactions  contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

         (h)      The Purchaser  will treat the purchase of the Mortgage  Loans from the Company as a purchase for  reporting,  tax and accounting purposes; and

         (i)      The  Purchaser  does not believe,  nor does it have any cause or reason to believe,  that it cannot  perform each and every of its covenants contained in this Agreement and the related Term Sheet.

         The Purchaser shall indemnify the Company and hold it harmless against any claims,  proceedings,  losses, damages,  penalties, fines,  forfeitures,  reasonable and necessary legal fees and related costs,  judgments,  and other costs and expenses resulting from a breach by the Purchaser of the  representations  and  warranties  contained in this Section 3.04. It is understood  and agreed that the obligations  of the Purchaser set forth in this Section 3.04 to indemnify the Seller as provided  herein  constitute  the sole remedies of the Company respecting a breach of the foregoing representations and warranties.

                                                              ARTICLE IV

                                            ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company,  as independent  contract  servicer,  shall service and  administer  the Mortgage  Loans in accordance  with this
Agreement and the related Term Sheet and with Accepted Servicing Practices,  and shall have full power and authority,  acting alone, to do or cause to be done any and all things in connection  with such  servicing and  administration  which the Company may deem necessary or desirable and  consistent  with the terms of this  Agreement and the related Term Sheet and with  Accepted  Servicing  Practices and exercise the same care that it  customarily  employs for its own account.  Except as set forth in this  Agreement  and the related Term
Sheet,  the Company  shall  service the Mortgage  Loans in strict  compliance  with the  servicing  provisions of the Fannie Mae Guides
(special  servicing  option),  which include,  but are not limited to,  provisions  regarding the  liquidation of Mortgage  Loans,  the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the maintenance of hazard  insurance with a
Qualified  Insurer,  the  maintenance  of mortgage  impairment  insurance,  the  maintenance  of fidelity bond and errors and omissions insurance,  inspections,  the restoration of Mortgaged  Property,  the maintenance of Primary  Mortgage  Insurance  Policies and Lender
Primary Mortgage Insurance Policies,  insurance claims, the title,  management and disposition of REO Property,  permitted  withdrawals with respect to REO Property,  liquidation  reports,  and reports of foreclosures and abandonments of Mortgaged Property,  the transfer of Mortgaged  Property,  the release of Mortgage Files, annual statements,  and examination of records and facilities.  In the event of any conflict,  inconsistency  or discrepancy  between any of the servicing  provisions of this Agreement and the related Term Sheet and any of the servicing  provisions of the Fannie Mae Guides,  the  provisions of this  Agreement and the related Term Sheet shall control and be binding upon the Purchaser and the Company.

         Consistent  with the terms of this  Agreement  and the related Term Sheet,  the Company may waive,  modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of any such term or in any manner  grant  indulgence  to any  Mortgagor  if in the
Company's reasonable and prudent determination such waiver,  modification,  postponement or indulgence is not materially adverse to the
Purchaser,  provided,  however, that unless the Company has obtained the prior written consent of the Purchaser,  the Company shall not permit any  modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  defer for more than ninety
(90) days or forgive any payment of principal or interest,  reduce or increase the  outstanding  principal  balance  (except for actual payments of principal) or change the final  maturity date on such Mortgage Loan. In the event of any such  modification  which has been agreed to in writing by the  Purchaser  and which  permits the deferral of interest or principal  payments on any  Mortgage  Loan,  the
Company  shall,  on the Business Day  immediately  preceding the  Remittance  Date in any month in which any such principal or interest payment has been  deferred,  deposit in the Custodial  Account from its own funds,  in accordance  with Section  4.04,  the  difference between (a) such month's  principal and one month's  interest at the Mortgage Loan Remittance Rate on the unpaid  principal  balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Company shall be entitled to  reimbursement  for such advances to the same extent as for all other advances  pursuant to Section 4.05.  Without  limiting the generality of the foregoing,  the Company shall continue,  and is hereby  authorized  and  empowered,  to  prepare,  execute  and  deliver on behalf of itself and the  Purchaser,  all instruments of  satisfaction or  cancellation,  or of partial or full release,  discharge and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged  Properties.  Notwithstanding  anything  herein to the  contrary,  the
Company may not enter into a forbearance  agreement or similar  arrangement  with respect to any Mortgage Loan which runs more than 180 days after the first  delinquent  Due Date.  Any such  agreement  shall be approved by the Purchaser  and, if required,  by the Primary
Mortgage Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer, if required.

         Notwithstanding  anything in this Agreement to the contrary, if any Mortgage Loan becomes subject to a Pass-Through  Transfer, the Company (a) with respect to such Mortgage  Loan,  shall not permit any  modification  with respect to such Mortgage Loan that would change the Mortgage  Interest  Rate and (b) shall not (unless the  Mortgagor is in default with respect to such  Mortgage  Loan or such default is, in the judgment of the Company,  reasonably  foreseeable) make or permit any modification,  waiver or amendment of any term of such  Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such Mortgage Loan under Section 1001 of the Code (or
Treasury  regulations  promulgated  thereunder) and (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

         Prior to taking any action with respect to the Mortgage Loans subject to a Pass-Through  Transfer,  which is not  contemplated under the terms of this  Agreement,  the Company  will  obtain an Opinion of Counsel  acceptable  to the  trustee in such  Pass-Through
Transfer with respect to whether such action could result in the  imposition of a tax upon any REMIC  (including but not limited to the tax on  prohibited  transactions  as defined in Section  860F(a)(2)  of the Code and the tax on  contributions  to a REMIC set forth in
Section  860G(d) of the  Code)(either  such event,  an “Adverse  REMIC  Event”),  and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

         The Company  shall not permit the creation of any  “interests”  (within the meaning of Section 860G of the Code) in any REMIC.
The Company shall not enter into any  arrangement by which a REMIC will receive a fee or other  compensation  for services nor permit a
REMIC to receive any income from assets other than  “qualified  mortgages”  as defined in Section  860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

         In servicing  and  administering  the Mortgage  Loans,  the Company  shall employ  Accepted  Servicing  Practices,  giving due consideration  to the  Purchaser's  reliance on the Company.  Unless a different time period is stated in this Agreement or the related
Term Sheet,  the  Purchaser  shall be deemed to have given  consent in connection  with a particular  matter if the Purchaser  does not affirmatively  grant or deny consent within five (5) Business Days from the date the Purchaser  receives a second  written  request for consent for such matter from the Company as servicer.

         The Mortgage Loans may be subserviced  by a Subservicer  on behalf of the Company  provided that the  Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact  business,  and licensed to service mortgage  loans,  in the state or states where the related  Mortgaged  Properties it is to service are  situated,  if and to the extent required by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing  Agreement,  and in either case shall be a FHLMC or Fannie Mae approved  mortgage  servicer in good standing,  and no event has occurred,  including but not limited to a change in  insurance  coverage,  which would make it unable to comply with the  eligibility  requirements  for lenders imposed by Fannie Mae or for  seller/servicers  imposed by Fannie Mae or FHLMC,  or which would require  notification  to Fannie Mae or
FHLMC.  In addition,  each  Subservicer  will obtain and preserve its  qualifications  to do business as a foreign  corporation and its licenses to service  mortgage loans, in each  jurisdiction  in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability  of this  Agreement,  or any of the Mortgage Loans and to perform or cause to be performed its duties  under the related  Subservicing  Agreement.  The Company may perform any of its  servicing  responsibilities  hereunder  or may cause the  Subservicer  to perform any such servicing  responsibilities  on its behalf,  but the use by the Company of the  Subservicer shall not release the Company from any of its  obligations  hereunder and the Company shall remain  responsible  hereunder for all acts and  omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the Subservicer  from its own funds,  and the  Subservicer's  fee shall not exceed the Servicing Fee. The Company shall notify the Purchaser promptly in writing upon the appointment of any Subservicer.

         At the cost and expense of the Company,  without any right of reimbursement from the Custodial  Account,  the Company shall be entitled  to  terminate  the rights and  responsibilities  of the  Subservicer  and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer meeting the requirements in the preceding paragraph;  provided,  however,  that nothing contained herein shall be deemed to prevent or prohibit the Company,  at the  Company's  option,  from  electing to service the related  Mortgage
Loans itself.  In the event that the Company's  responsibilities  and duties under this  Agreement are  terminated  pursuant to Section
4.03,  4.13,  8.04, 9.01 or 10.01 and if requested to do so by the Purchaser,  the Company shall at its own cost and expense  terminate the rights and  responsibilities of the Subservicer  effective as of the date of termination of the Company.  The Company shall pay all fees, expenses or penalties  necessary in order to terminate the rights and  responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

         Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements  between the Company and the
Subservicer or any reference  herein to actions taken through the  Subservicer  or otherwise,  the Company shall not be relieved of its obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and  conditions  as if it alone were servicing and  administering  the Mortgage  Loans.  The Company shall be entitled to enter into an agreement with the  Subservicer  for indemnification  of the Company by the  Subservicer  and nothing  contained in this  Agreement  shall be deemed to limit or modify such indemnification.  The Company will  indemnify and hold the Purchaser  harmless from any loss,  liability or expense  arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

         Any  Subservicing  Agreement and any other  transactions or services  relating to the Mortgage Loans involving the Subservicer shall be deemed to be  between  the  Subservicer  and the  Company  alone,  and the  Purchaser  shall  have no  obligations,  duties or liabilities with respect to the Subservicer  including no obligation,  duty or liability of the Purchaser to pay the Subservicer's fees and expenses.  For purposes of  distributions  and advances by the Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

         Section 4.02      Collection of Mortgage Loan Payments.

         Continuously  from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each  Mortgage Loan when the same shall become due and payable and shall,  to the extent such procedures  shall be consistent  with this Agreement,  Accepted  Servicing  Practices,  and the terms and provisions of any related Primary  Mortgage  Insurance  Policy and Lender Primary  Mortgage  Insurance  Policy,  follow such collection  procedures as it follows with respect to mortgage loans  comparable to the Mortgage Loans and held for its own account.  Further,  the Company will take special care in  ascertaining  and estimating  annual escrow  payments,  and all other charges that, as provided in the Mortgage,  will become due and payable,  so that the  installments  payable by the  Mortgagors  will be sufficient to pay such charges as and when they become due and payable.

         In no event will the Company waive its right to any  prepayment  penalty or premium  without the prior written  consent of the
Purchaser and the Company will use diligent  efforts to collect same when due except as otherwise  provided in the  prepayment  penalty provisions provided in the Mortgage Loan Documents.

         Section 4.03      Realization Upon Defaulted Mortgage.

         The Company shall use its best efforts,  consistent  with the procedures that the Company would use in servicing loans for its own account,  consistent  with Accepted  Servicing  Practices,  any Primary  Mortgage  Insurance  Policies and Lender Primary  Mortgage
Insurance  Policies  and the best  interest of the  Purchaser,  to  foreclose  upon or otherwise  comparably  convert the  ownership of properties  securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory  arrangements  can be made for  collection of delinquent  payments  pursuant to Section 4.01.  Foreclosure  or comparable  proceedings  shall be initiated within  ninety (90) days of default for Mortgaged  Properties  for which no  satisfactory  arrangements  can be made for  collection of delinquent  payments,  subject to state and  federal  law and  regulation.  The  Company  shall use its best  efforts  to realize  upon defaulted  Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser,  taking into account, among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the  provisions  that, in any case in which a
Mortgaged  Property  shall have suffered  damage,  the Company shall not be required to expend its own funds toward the  restoration of such property  unless it shall determine in its discretion (i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage  Loan to the  Purchaser  after  reimbursement  to itself  for such  expenses,  and (ii) that  such  expenses  will be recoverable by the Company through Insurance Proceeds or Liquidation  Proceeds from the related Mortgaged Property,  as contemplated in
Section  4.05.  The  Company  shall  obtain  prior  approval of the  Purchaser  as to repair or  restoration  expenses in excess of ten thousand dollars  ($10,000).  The Company shall notify the Purchaser in writing of the commencement of foreclosure  proceedings and not less than five (5) days prior to the acceptance or rejection of any offer of  reinstatement.  The Company shall be responsible  for all costs and expenses incurred by it in any such proceedings or functions;  provided,  however, that it shall be entitled to reimbursement thereof from the related  property,  as contemplated in Section 4.05.  Notwithstanding  anything to the contrary  contained  herein, in connection  with a  foreclosure  or  acceptance  of a deed in lieu of  foreclosure,  in the event the Company has  reasonable  cause to believe that a Mortgaged  Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser  otherwise  requests an  environmental  inspection  or review of such  Mortgaged  Property,  such an  inspection or review is to be conducted by a qualified inspector at the  Purchaser's  expense.  Upon  completion of the  inspection,  the Company shall promptly  provide the Purchaser with a written report of the environmental  inspection.  After reviewing the environmental  inspection  report,  the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

         Notwithstanding  anything to the contrary contained herein,  the Purchaser may, at the Purchaser's sole option,  terminate the
Company as  servicer of any  Mortgage  Loan which  becomes  ninety (90) days or greater  delinquent  in payment of a scheduled  Monthly
Payment,  without  payment of any termination fee with respect  thereto,  provided that the Company shall on the date said  termination takes  effect be  reimbursed  for any  unreimbursed  Monthly  Advances of the  Company's  funds made  pursuant to Section  5.03 and any unreimbursed  Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying  such  delinquent  Mortgage
Loan  notwithstanding  anything to the contrary set forth in Section  4.05.  In the event of any such  termination,  the  provisions of
Section 11.01 hereof shall apply to said  termination  and the transfer of servicing  responsibilities  with respect to such delinquent
Mortgage Loan to the Purchaser or its designee.

         In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO Property,  such property  shall be disposed of by the Company,  with the consent of the  Purchaser as required  pursuant to this  Agreement,  before the close of the third  taxable year following  the taxable year in which the Mortgage Loan became an REO  Property,  unless the Company  provides to the trustee under such
REMIC an Opinion of Counsel to the effect that the  holding of such REO  Property  subsequent  to the close of the third  taxable  year following  the  taxable  year in which the  Mortgage  Loan  became an REO  Property,  will not  result  in the  imposition  of taxes on
"prohibited  transactions"  as defined in Section 860F of the Code, or cause the  transaction to fail to qualify as a REMIC at any time that  certificates  are  outstanding.  The  Company  shall  manage,  conserve,  protect  and  operate  each such REO  Property  for the certificateholders  solely for the purpose of its prompt  disposition  and sale in a manner which does not cause such  property to fail to qualify as  "foreclosure  property"  within the meaning of Section  860F(a)(2)(E)  of the Code, or any "net income from  foreclosure property"  which is subject to taxation  under the REMIC  provisions of the Code.  Pursuant to its efforts to sell such  property,  the
Company shall either itself or through an agent  selected by the Company,  protect and conserve such property in the same manner and to such an extent as is  customary  in the  locality  where such  property is located.  Additionally,  the Company  shall  perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

         Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial  Accounts.  The Custodial  Account shall be an Eligible Account.  Funds shall be deposited in the Custodial Account within  twenty-four (24) hours of receipt,  and shall at all times be insured by the FDIC up to the FDIC  insurance  limits,  or must be invested in  Permitted  Investments  for the benefit of the
Purchaser.  Funds  deposited in the Custodial  Account may be drawn on by the Company in accordance  with Section 4.05. The creation of any  Custodial  Account  shall be  evidenced by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

         The  Company  shall  deposit in the  Custodial  Account on a daily  basis,  and retain  therein  the  following  payments  and collections  received or made by it  subsequent  to the Cut-off  Date,  or received by it prior to the Cut-off Date but  allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

         (i)      all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

         (ii)     all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv)     any amounts required to be deposited by the Company in connection with any REO Property  pursuant to Section 4.13 and in connection therewith, the Company shall provide the Purchaser with written detail itemizing all of such amounts;

         (v)      all Insurance  Proceeds  including  amounts required to be deposited  pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the  restoration  or repair of the Mortgaged  Property or released to the
Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

         (vi)     all  Condemnation  Proceeds  affecting any Mortgaged  Property  which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

         (vii)    any Monthly Advances;

         (viii)   with respect to each full or partial Principal Prepayment,  any Prepayment Interest Shortfalls,  to the extent of the
Company’s aggregate Servicing Fee received with respect to the related Prepayment Period;

         (ix)     any amounts  required to be  deposited  by the Company  pursuant to Section 4.10 in  connection  with the  deductible clause in any blanket  hazard  insurance  policy,  such  deposit  shall be made from the  Company's  own funds,  without  reimbursement therefor; and

         (x)      any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 4.13 or 6.02.

         The foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being  understood  and agreed that, without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and assumption  fees, to the extent permitted by Section 6.01,  need not be deposited by the Company in the  Custodial  Account.  Any interest  paid on funds  deposited in the Custodial  Account by the  depository  institution  shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section  4.05(iv).  The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

         Section 4.05      Permitted Withdrawals From the Custodial Account.

         The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

         (i)      to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

         (ii)     to reimburse  itself for Monthly  Advances,  the Company's right to reimburse  itself pursuant to this subclause (ii)
being limited to amounts received on the related  Mortgage Loan which represent late  collections  (net of the related  Servicing Fees)
of principal and/or interest  respecting which any such advance was made, it being understood that, in the case of such  reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser,  except that,  where the Company is required to repurchase a
Mortgage  Loan,  pursuant  to Section  3.03,  the  Company's  right to such  reimbursement  shall be  subsequent  to the payment to the
Purchaser of the Repurchase  Price pursuant to such Section and all other amounts  required to be paid to the Purchaser with respect to such Mortgage Loan;

         (iii)    to reimburse itself for unreimbursed  Servicing  Advances and any unpaid Servicing Fees (or REO  administration  fees described in Section 4.13),  the Company's  right to reimburse  itself  pursuant to this  subclause  (iii) with respect to any Mortgage
Loan being limited to related proceeds from Liquidation  Proceeds,  Condemnation Proceeds and Insurance Proceeds in accordance with the relevant  provisions of the Fannie Mae Guides or as otherwise set forth in this Agreement;  any recovery shall be made upon liquidation of the REO Property;

         (iv)     to pay to itself as part of its servicing  compensation  (a) any interest  earned on funds in the  Custodial  Account
(all such interest to be withdrawn  monthly not later than each  Remittance  Date),  and (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

         (v)      to pay to itself with respect to each  Mortgage Loan that has been  repurchased  pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined,

         (vi)     to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

         (vii)    to remove funds inadvertently placed in the Custodial Account by the Company;

         (vi)     to clear and terminate the Custodial Account upon the termination of this Agreement; and

         (vii)    to reimburse itself for Nonrecoverable Advances to the extent not reimbursed pursuant to clause (ii) or clause (iii).

         Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds collected and received  pursuant to each Mortgage Loan which constitute  Escrow
Payments  separate  and apart  from any of its own funds and  general  assets  and shall  establish  and  maintain  one or more  Escrow
Accounts.  The Escrow  Account shall be an Eligible  Account.  Funds  deposited in each Escrow Account shall at all times be insured in a manner to provide  maximum  insurance  under the insurance  limitations  of the FDIC,  or must be invested in Permitted  Investments.
Funds  deposited  in the Escrow  Account may be drawn on by the Company in  accordance  with Section  4.07.  The creation of any Escrow
Account  shall be  evidenced  by a letter  agreement  in the form shown in Exhibit C. The  original of such letter  agreement  shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

         The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

         (i)      all Escrow Payments  collected on account of the Mortgage Loans,  for the purpose of effecting  timely payment of any such items as required under the terms of this Agreement;

         (ii)     all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

         (iii)    all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

         The  Company  shall make  withdrawals  from the  Escrow  Account  only to effect  such  payments  as are  required  under this
Agreement,  and for such other  purposes as shall be as set forth or in accordance  with Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository  institution  other than interest on escrowed funds required by law to be paid to the Mortgagor  and, to the extent  required by law, the Company  shall pay interest on escrowed  funds to the Mortgagor  notwithstanding  that the Escrow Account is non-interest  bearing or that interest paid thereon is insufficient for such purposes.  The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Company only:

         (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  Primary  Mortgage  Insurance  Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

         (ii)     to reimburse  the Company for any Servicing  Advance made by the Company with respect to a related  Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

         (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds  deposited in the Escrow Account;

         (vii)    to clear and terminate the Escrow Account on the termination of this Agreement;

         (viii)   to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06; and

         (viii)   to remove funds inadvertently placed in the Escrow Account by the Company.

         Section 4.08      Payment of Taxes,  Insurance  and Other  Charges;  Maintenance  of Primary  Mortgage  Insurance  Policies;
         Collections Thereunder.

         With respect to each Mortgage  Loan,  the Company  shall  maintain  accurate  records  reflecting  the status of ground rents, taxes,  assessments,  water  rates and other  charges  which are or may  become a lien upon the  Mortgaged  Property  and the status of primary  mortgage  insurance  premiums and fire and hazard  insurance  coverage and shall obtain,  from time to time, all bills for the payment of such charges,  including  renewal  premiums and shall effect payment thereof prior to the applicable  penalty or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose deposits of the Mortgagor in the
Escrow Account which shall have been  estimated and  accumulated  by the Company in amounts  sufficient  for such purposes,  as allowed under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company shall  determine  that any such  payments  are made by the  Mortgagor  at the time they first  become  due.  The Company  assumes  full responsibility  for the  timely  payment of all such bills and shall  effect  timely  payments  of all such bills  irrespective  of the
Mortgagor's  faithful  performance  in the payment of same or the making of the Escrow  Payments and shall make  advances  from its own funds to effect such payments.

         The Company will maintain in full force and effect Primary Mortgage  Insurance  Policies or Lender Primary Mortgage  Insurance
Policies  issued by a Qualified  Insurer with respect to each Mortgage Loan for which such coverage is herein  required.  Such coverage will be terminated  only with the approval of the Purchaser,  until the LTV of the related  Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained,  or as required by applicable law or regulation.  The Company will not cancel or refuse to renew any Primary  Mortgage  Insurance  Policy or Lender  Primary  Mortgage  Insurance  Policy in effect on the
Closing Date that is required to be kept in force under this  Agreement  unless a  replacement  Primary  Mortgage  Insurance  Policy or
Lender  Primary  Mortgage  Insurance  Policy for such canceled or nonrenewed  policy is obtained from and  maintained  with a Qualified
Insurer.  The Company shall not take any action which would result in  non-coverage  under any applicable  Primary  Mortgage  Insurance
Policy or Lender  Primary  Mortgage  Insurance  Policy of any loss which,  but for the actions of the Company  would have been  covered thereunder.  In connection with any assumption or substitution  agreement  entered into or to be entered into pursuant to Section 6.01, the Company  shall  promptly  notify the  insurer  under the related  Primary  Mortgage  Insurance  Policy or Lender  Primary  Mortgage
Insurance  Policy,  if any, of such  assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary  Mortgage  Insurance
Policy or Lender Primary Mortgage  Insurance  Policy.  If such Primary Mortgage  Insurance Policy or Lender Primary Mortgage  Insurance
Policy is  terminated as a result of such  assumption or  substitution  of  liability,  the Company shall obtain a replacement  Primary
Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy as provided above.

         In  connection  with its  activities  as  servicer,  the Company  agrees to prepare and  present,  on behalf of itself and the
Purchaser,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely fashion in accordance with the terms of such
Primary  Mortgage  Insurance Policy or Lender Primary  Mortgage  Insurance Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary  Mortgage  Insurance Policy or Lender Primary  Mortgage  Insurance  Policy  respecting a defaulted  Mortgage Loan.  Pursuant to Section 4.04, any amounts  collected by the Company under any Primary Mortgage  Insurance Policy or Lender Primary Mortgage  Insurance  Policy shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section
4.05.

         Section 4.09      Transfer of Accounts.

         The Company may  transfer  the  Custodial  Account or the Escrow  Account to a different  Eligible  Account from time to time.
Such transfer shall be made only upon  obtaining the prior written  consent of the  Purchaser,  which consent will not be  unreasonably withheld.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company  shall cause to be  maintained  for each Mortgage  Loan fire and hazard  insurance  with  extended  coverage as is acceptable  to Fannie Mae or FHLMC and  customary  in the area where the  Mortgaged  Property is located in an amount which is equal to the greater of (a) the outstanding  principal  balance of the Mortgage Loan, and (b) an amount such that the proceeds  thereof shall be sufficient to prevent the Mortgagor  and/or the mortgagee  from  becoming a co-insurer.  If required by the Flood  Disaster  Protection
Act of 1973, as amended,  each Mortgage  Loan shall be covered by a flood  insurance  policy  meeting the  requirements  of the current guidelines  of the Federal  Insurance  Administration  in effect with an insurance  carrier  acceptable  to Fannie Mae or FHLMC,  in an amount representing  coverage not less than the lesser of (i) the outstanding  principal balance of the Mortgage Loan, (ii) the maximum insurable value of the  improvements  securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the
Flood  Disaster  Protection Act of 1973, as amended.  If at any time during the term of the Mortgage  Loan,  the Company  determines in accordance  with  applicable  law and pursuant to the Fannie Mae Guides that a Mortgaged  Property is located in a special flood hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood Disaster  Protection
Act of 1973, as amended,  the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance  coverage, and if said Mortgagor fails to obtain the required flood insurance  coverage within forty-five (45) days after such  notification,  the
Company shall immediately force place the required flood insurance on the Mortgagor’s  behalf.  The Company shall also maintain on each
REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property,  and, to the extent required and available under the Flood Disaster  Protection Act of 1973,  as amended,  flood  insurance in an amount as provided  above.  Any amounts  collected by the Company under any such policies other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the  Mortgaged  Property or REO
Property,  or released to the Mortgagor in accordance with Accepted Servicing  Practices,  shall be deposited in the Custodial Account, subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be required by the  Company of the  Mortgagor  or  maintained  on property  acquired  in respect of the  Mortgage  Loan,  other than  pursuant to this
Agreement,  the Fannie Mae Guides or such  applicable  state or federal  laws and  regulations  as shall at any time be in force and as shall require such  additional  insurance.  All such policies  shall be endorsed with standard  mortgagee  clauses with loss payable to the  Company  and its  successors  and/or  assigns  and shall  provide  for at least  thirty  (30)  days  prior  written  notice of any cancellation,  reduction  in the amount or material  change in coverage  to the  Company.  The  Company  shall not  interfere  with the
Mortgagor's  freedom of choice in selecting  either his  insurance  carrier or agent;  provided,  however,  that the Company  shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Company  shall obtain and  maintain a blanket  policy  issued by a Qualified  Insurer  insuring  against hazard  losses on all of the  Mortgage  Loans,  then,  to the extent such  policy  provides  coverage in an amount  equal to the amount required pursuant to Section 4.10 and otherwise  complies with all other  requirements of Section 4.10, it shall conclusively be deemed to have  satisfied  its  obligations  as set forth in Section  4.10,  it being  understood  and agreed  that such  policy may contain a deductible  clause,  in which case the Company shall, in the event that there shall not have been  maintained on the related  Mortgaged
Property or REO Property a policy  complying  with Section 4.10, and there shall have been a loss which would have been covered by such policy,  deposit in the  Custodial  Account the amount not  otherwise  payable  under the  blanket  policy  because of such  deductible clause.  In connection with its activities as servicer of the Mortgage Loans,  the Company agrees to prepare and present,  on behalf of the Purchaser,  claims under any such blanket policy in a timely fashion in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of such policy and shall use its best efforts to obtain a statement  from the insurer  thereunder  that such policy shall in no event be terminated  or  materially  modified without thirty (30) days' prior written notice to the Purchaser.

         Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

         The Company shall maintain,  at its own expense,  a blanket fidelity bond and an errors and omissions  insurance policy,  with broad  coverage  with  responsible  companies on all  officers,  employees or other  persons  acting in any capacity with regard to the
Mortgage Loan to handle funds,  money,  documents and papers  relating to the Mortgage  Loan. The Fidelity Bond shall be in the form of the Financial Institution Bond Form A and shall protect and insure the Company against losses,  including forgery, theft,  embezzlement and fraud of such  persons.  The errors and omissions  insurance  shall protect and insure the Company  against  losses  arising out of errors and  omissions  and  negligent  acts of such  persons.  Such errors and  omissions  insurance  shall also protect and insure the
Company against losses in connection with the failure to maintain any insurance  policies  required  pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained  payment in full of the indebtedness  secured thereby.  No provision of this Section 4.12  requiring  the Fidelity  Bond or errors and omissions  insurance  shall  diminish or relieve the Company from its duties and  obligations  as set forth in this  Agreement.  The minimum  coverage  under any such bond and insurance  policy shall be at least equal to the corresponding  amounts required by Fannie Mae in the Fannie Mae Guides.  Upon request by the Purchaser,  the Company shall deliver to the  Purchaser a  certificate  from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such Fidelity Bond or insurance  policy shall in no event be terminated or materially  modified  without thirty (30) days' prior written  notice to the Purchaser.  The Company shall notify the Purchaser  within five (5) business days of receipt of notice that such Fidelity Bond or insurance  policy will be, or has been,  materially  modified or  terminated.  Upon  request by the  Purchaser,  the Company  shall  provide  the  Purchaser  with an insurance  certificate  certifying  coverage under this Section 4.12, and will provide an update to such certificate  upon request,  or upon renewal or material modification of coverage.

         Section 4.13      Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged  Property is acquired in foreclosure or by deed in lieu of  foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser or its designee,  or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located,  or would be adversely  affected under the "doing  business" or tax laws of such state by so holding  title,  the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent  with an Opinion of Counsel  obtained by the Company from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons  holding such title other than the Purchaser  shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The Company  shall notify the  Purchaser in  accordance  with the Fannie Mae Guides of each  acquisition  of REO Property upon such  acquisition  (and, in any event,  shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date the  Company  receives  notice of such  consummation),  together  with a copy of the drive by  appraisal  or brokers  price opinion of the  Mortgaged  Property  obtained in  connection  with such  acquisition,  and  thereafter  assume the  responsibility  for marketing  such REO property in accordance  with  Accepted  Servicing  Practices.  Thereafter,  the Company  shall  continue to provide certain  administrative  services to the  Purchaser  relating to such REO Property as set forth in this Section  4.13. No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

         The Company  shall,  either itself or through an agent selected by the Company,  and in accordance  with the Fannie Mae Guides manage,  conserve,  protect and operate each REO Property in the same manner that it manages,  conserves,  protects and operates  other foreclosed  property for its own  account,  and in the same manner that  similar  property in the same  locality as the REO Property is managed.  The Company  shall cause each REO Property to be inspected  promptly  upon the  acquisition  of title thereto and shall cause each REO Property to be inspected at least monthly  thereafter or more frequently as required by the  circumstances.  The Company shall make or cause to be made a written  report of each such  inspection.  Such reports  shall be retained in the  Mortgage  File and copies thereof shall be forwarded by the Company to the Purchaser.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall sell such REO Property in any event within three (3) years after title has been taken to such REO  Property.  No REO Property  shall be marketed for less than the Appraised  Value,  without the prior consent of the  Purchaser.  No REO Property  shall be sold for less than  ninety-five  percent
(95%) of its Appraised Value,  without the prior consent of Purchaser.  All requests for  reimbursement of Servicing  Advances shall be in  accordance  with the Fannie Mae Guides.  The  disposition  of REO Property  shall be carried out by the Company at such price,  and upon such terms and  conditions,  as the Company deems to be in the best interests of the Purchaser  (subject to the above  conditions)
only with the prior written  consent of the Purchaser.  The Company shall provide  monthly reports to the Purchaser in reference to the status of the marketing of the REO Properties.

         Notwithstanding  anything to the contrary contained herein,  the Purchaser may, at the Purchaser's sole option,  terminate the
Company as servicer of any such REO Property  without payment of any termination  fee with respect  thereto;  provided that the Company shall on the date said  termination  takes effect be reimbursed for any  unreimbursed  advances of the Company's funds made pursuant to
Section 5.03 and any  unreimbursed  Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying  such
REO  Property  notwithstanding  anything  to the  contrary  set  forth in  Section  4.05.  In the  event of any such  termination,  the provisions  of Section  11.01 hereof shall apply to said  termination  and the transfer of servicing  responsibilities  with respect to such REO Property to the  Purchaser or its designee.  Within five (5) Business  Days of any such  termination,  the Company  shall,  if necessary  convey such property to the Purchaser and shall further provide the Purchaser with the following  information  regarding the subject REO  Property:  the related  drive by  appraisal  or brokers  price  opinion,  and copies of any  related  Mortgage  Impairment
Insurance  Policy  claims.  In addition,  within five (5) Business  Days,  the Company shall  provide the Purchaser  with the following information  and documents  regarding the subject REO Property:  the related  trustee’s deed upon sale and copies of any related hazard insurance claims, or repair bids.

         Section 4.14      Notification of Maturity Date.

          With respect to each Mortgage  Loan,  the Company  shall  execute and deliver to the Mortgagor any and all necessary  notices required  under  applicable law and the terms of the related  Mortgage Note and Mortgage  regarding the maturity date if required under applicable law.

                                                               ARTICLE V

                                                       PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each  Remittance  Date, the Company shall  distribute by wire transfer of immediately  available funds to the Purchaser (i)
all amounts credited to the Custodial Account as of the close of business on the preceding  Determination  Date, net of charges against or  withdrawals  from the Custodial  Account  pursuant to Section 4.05,  plus (ii) all Monthly  Advances,  if any, which the Company is obligated  to  distribute  pursuant to Section  5.03,  plus,  (iii)  interest at the Mortgage  Loan  Remittance  Rate on any  Principal
Prepayment  from the date of such Principal  Prepayment  through the end of the month for which  disbursement is made provided that the
Company’s  obligation  as to  payment  of such  interest  shall  be  limited  to the  Servicing  Fee  earned  during  the  month of the distribution,  minus (iv) any amounts  attributable  to Monthly  Payments  collected  but due on a Due Date or Dates  subsequent to the preceding  Determination  Date,  which  amounts  shall be  remitted  on the  Remittance  Date next  succeeding  the Due Period for such amounts.  It is understood  that, by operation of Section 4.04,  the remittance on the First  Remittance  Date with respect to Mortgage
Loans  purchased  pursuant to the related Term Sheet is to include  principal  collected  after the Cut-off Date through the  preceding
Determination  Date plus interest,  adjusted to the Mortgage Loan Remittance Rate collected through such  Determination  Date exclusive of any portion thereof  allocable to the period prior to the Cut-off Date, with the  adjustments  specified in clauses (ii),  (iii) and
(iv) above.

         With respect to any remittance  received by the Purchaser  after the  Remittance  Date, the Company shall pay to the Purchaser interest on any such late  payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each  change,  plus three (3)
percentage  points,  but in no event greater than the maximum amount  permitted by applicable law. Such interest shall cover the period commencing  with the day  following  the  Business  Day such  payment was due and ending with the Business Day on which such payment is made to the  Purchaser,  both  inclusive.  The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.  On each  Remittance  Date,  the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

         Section 5.02      Statements to the Purchaser.

         The Company shall furnish to the Purchaser an individual  loan accounting  report,  as of the last Business Day of each month, in the Company's  assigned  loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the Purchaser no later than the fifth
Business Day of the following month on a disk or tape or other  computer-readable  format in such format as may be mutually agreed upon by both the  Purchaser  and the  Company,  and no later than the fifth  Business  Day of the  following  month in hard copy,  and shall contain the following:

         (i) With  respect to each  Monthly  Payment,  the amount of such  remittance  allocable  to  principal  (including  a separate breakdown of any Principal Prepayment,  including the date of such prepayment,  and any prepayment penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)  the amount of servicing compensation received by the Company during the prior distribution period;

         (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

         (v) the aggregate of any expenses  reimbursed to the Company during the prior  distribution  period  pursuant to Section 4.05;
and

         (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a) delinquent (1) 30 to 59 days, (2) 60 to
89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

         The Company shall also provide a trial balance,  sorted in the Purchaser's assigned loan number order, in the form of Exhibit
E hereto, with each such Report.

         The Company  shall  prepare and file any and all  information  statements  or other  filings  required to be  delivered to any governmental  taxing  authority  or to the  Purchaser  pursuant  to any  applicable  law with  respect  to the  Mortgage  Loans and the transactions  contemplated hereby. In addition,  the Company shall provide the Purchaser with such information  concerning the Mortgage
Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may  reasonably  request from time to time.

         In addition,  not more than ninety (90) days after the end of each  calendar  year,  the Company  shall furnish to each Person who was a Purchaser at any time during such  calendar  year an annual  statement in  accordance  with the  requirements  of  applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 5.03      Monthly Advances by the Company.

         Not later than the close of business on the Business Day  preceding  each  Remittance  Date,  the Company shall deposit in the
Custodial Account an amount equal to all payments not previously  advanced by the Company,  whether or not deferred pursuant to Section
4.01, of principal  (due after the Cut-off  Date) and interest not  allocable to the period prior to the Cut-off Date,  adjusted to the
Mortgage Loan Remittance Rate,  which were due on a Mortgage Loan and delinquent at the close of business on the related  Determination
Date.

         The  Company's  obligation  to make such  Monthly  Advances as to any  Mortgage  Loan will  continue  through the last Monthly
Payment  due prior to the  payment  in full of the  Mortgage  Loan,  or  through  the  Remittance  Date  prior to the date on which the
Mortgaged Property  liquidates  (including  Insurance Proceeds,  proceeds from the sale of REO Property or Condemnation  Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be a  Nonrecoverable  Advance.  In such event,  the Company shall deliver to the  Purchaser  an  Officer's  Certificate  of the Company to the effect that an officer of the  Company  has  reviewed  the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure  sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser  pursuant to a deed-in-lieu of  foreclosure,  the Company  shall submit to the  Purchaser a liquidation  report with respect to such  Mortgaged  Property in a form mutually  acceptable  to the  Company  and the  Purchaser.  The  Company  shall also  provide  reports  on the  status of REO  Property containing such information as the Purchaser may reasonably require.

                                                              ARTICLE VI

                                                     GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The Company  will,  to the extent it has  knowledge  of any  conveyance  or  prospective  conveyance  by any  Mortgagor of the
Mortgaged  Property  (whether by absolute  conveyance or by contract of sale, and whether or not the Mortgagor  remains or is to remain liable under the Mortgage Note and/or the  Mortgage),  exercise its rights to  accelerate  the maturity of such Mortgage Loan under any
"due-on-sale"  clause to the extent  permitted  by law;  provided,  however,  that the Company  shall not  exercise  any such rights if prohibited  by law or the terms of the  Mortgage  Note from doing so or if the  exercise  of such  rights  would  impair or threaten to impair any recovery under the related Primary Mortgage  Insurance Policy or Lender Primary Mortgage  Insurance  Policy,  if any. If the
Company  reasonably  believes it is unable under applicable law to enforce such "due-on-sale"  clause, the Company,  will enter into an assumption  agreement  with the person to whom the  Mortgaged  Property has been  conveyed or is proposed to be  conveyed,  pursuant to which such person becomes liable under the Mortgage Note and, to the extent  permitted by applicable  state law, the Mortgagor  remains liable  thereon.  Where an assumption is allowed  pursuant to this Section 6.01,  the Company,  with the prior consent of the Purchaser and the primary  mortgage  insurer,  if any, is authorized to enter into a substitution of liability  agreement with the person to whom the  Mortgaged  Property  has been  conveyed or is proposed to be conveyed  pursuant to which the original  mortgagor is released  from liability and such Person is  substituted as mortgagor and becomes liable under the related  Mortgage  Note. Any such  substitution  of liability agreement shall be in lieu of an assumption agreement.

         In connection with any such assumption or substitution of liability,  the Company shall follow the underwriting  practices and procedures  of the Company.  With respect to an  assumption  or  substitution  of  liability,  the Mortgage  Interest Rate borne by the related  Mortgage Note,  the amount of the Monthly  Payment and the maturity date may not be changed  (except  pursuant to the terms of the Mortgage Note). If the credit of the proposed  transferee does not meet such underwriting  criteria,  the Company diligently shall, to the extent  permitted by the Mortgage or the Mortgage  Note and by applicable  law,  accelerate  the maturity of the Mortgage  Loan.
The Company  shall notify the  Purchaser  that any such  substitution  of  liability  or  assumption  agreement  has been  completed by forwarding to the Purchaser the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related  Mortgage File and shall,  for all purposes,  be considered a part of such Mortgage File to the same extent as all other documents  and  instruments  constituting  a part  thereof.  All fees  collected  by the Company for  entering  into an  assumption  or substitution of liability agreement shall belong to the Company.

         Notwithstanding  the foregoing  paragraphs of this Section or any other provision of this Agreement,  the Company shall not be deemed to be in default,  breach or any other violation of its obligations  hereunder by reason of any assumption of a Mortgage Loan by operation  of law or any  assumption  which the  Company may be  restricted  by law from  preventing,  for any reason  whatsoever.  For purposes of this  Section  6.01,  the term  "assumption"  is deemed to also  include a sale of the  Mortgaged  Property  subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan, or the receipt by the Company of a  notification  that payment in full will be escrowed in a manner  customary  for such  purposes,  the Company  will  immediately  notify the  Purchaser by a  certification,  which certification  shall  include a statement  to the effect that all amounts  received or to be received in  connection  with such payment which are  required  to be  deposited  in the  Custodial  Account  pursuant  to Section  4.04 have been or will be so  deposited,  of a
Servicing  Officer and shall  request  execution  of any  document  necessary  to satisfy the  Mortgage  Loan and delivery to it of the portion of the Mortgage  File held by the Purchaser or its  designee.  The  Purchaser  shall no later than five (5) Business Days after receipt of such  certification  and request,  release or cause to be released to the Company,  the related Mortgage Loan Documents and, upon its receipt of such  documents,  the Company shall  promptly  prepare and deliver to the Purchaser the requisite  satisfaction  or release.  No later than five (5) Business Days following its receipt of such satisfaction or release,  the Purchaser shall deliver,  or cause to be delivered,  to the Company the release or satisfaction  properly executed by the owner of record of the applicable mortgage or its duly  appointed  attorney  in  fact.  No  expense  incurred  in  connection  with  any  instrument  of  satisfaction  or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the  Company  satisfies  or  releases a Mortgage  without  having  obtained  payment in full of the  indebtedness secured by the  Mortgage  or should it  otherwise  prejudice  any right the  Purchaser  may have under the  mortgage  instruments,  the
Company,  upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding  principal balance of the related  Mortgage  Loan by deposit  thereof in the  Custodial  Account.  The Company  shall  maintain the Fidelity  Bond and errors and omissions  insurance  insuring  the  Company  against  any loss it may sustain  with  respect to any  Mortgage  Loan not  satisfied  in accordance with the procedures set forth herein.

         From time to time and as  appropriate  for the servicing or  foreclosure  of the Mortgage  Loan,  including for the purpose of collection under any Primary Mortgage  Insurance Policy or Lender Primary Mortgage  Insurance Policy, the Purchaser shall, upon request of the Company  and  delivery  to the  Purchaser  of a servicing  receipt  signed by a  Servicing  Officer,  release the portion of the
Mortgage File held by the Purchaser to the Company.  Such servicing  receipt shall obligate the Company to return the related  Mortgage documents to the Purchaser  when the need therefor by the Company no longer  exists,  unless the Mortgage Loan has been  liquidated and the  Liquidation  Proceeds  relating to the Mortgage  Loan have been  deposited in the  Custodial  Account or the Mortgage File or such document  has been  delivered  to an  attorney,  or to a public  trustee or other  public  official as required by law, for purposes of initiating  or pursuing  legal  action or other  proceedings  for the  foreclosure  of the  Mortgaged  Property  either  judicially  or non-judicially,  and the Company has  delivered to the  Purchaser a certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such Mortgage File or such  document was  delivered and the purpose or purposes of such  delivery.  Upon receipt of a  certificate  of a Servicing  Officer  stating that such  Mortgage Loan was  liquidated,  the  servicing  receipt shall be released by the Purchaser to the Company.

         Section 6.03      Servicing Compensation.

         As  compensation  for its services  hereunder,  the Company shall be entitled to withdraw  from the Custodial  Account (to the extent of interest payments  collected on the Mortgage Loans) or to retain from interest payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing Fee, subject to payment of compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section 5.01(iii).  Additional  servicing  compensation in the form of assumption fees, as provided in
Section  6.01,  and late payment  charges or  otherwise  shall be retained by the Company to the extent not required to be deposited in the Custodial  Account.  The Company shall be required to pay all expenses  incurred by it in connection with its servicing  activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

         Section 6.04      [Reserved]

         Section 6.05      [Reserved]

         Section 6.06      Purchaser's Right to Examine the Company Records.

         The Purchaser  shall have the right to examine and audit upon  reasonable  notice to the Company,  during business hours or at such other times as might be reasonable  under  applicable  circumstances,  any and all of the books,  records,  documentation or other information  of the Company,  or held by another for the Company or on its behalf or  otherwise,  which relates to the  performance  or observance by the Company of the terms, covenants or conditions of this Agreement.

         The  Company  shall  provide  to the  Purchaser  and any  supervisory  agents or  examiners  representing  a state or  federal governmental agency having jurisdiction over the Purchaser,  including but not limited to OTS, FDIC and other similar entities,  access to any  documentation  regarding  the  Mortgage  Loans in the  possession  of the  Company  which  may be  required  by any  applicable regulations.  Such access shall be afforded without charge,  upon reasonable  request,  during normal business hours and at the offices of the Company, and in accordance with the FDIC, OTS, or any other similar federal or state regulations, as applicable.

                                                              ARTICLE VII

                                                  REPORTS TO BE PREPARED BY SERVICER

         Section 7.01      Company Shall Provide Information as Reasonably Required.

         The Company  shall  furnish to the Purchaser  during the term of this  Agreement,  such  periodic,  special or other  reports, information or documentation,  whether or not provided for herein,  as shall be necessary,  reasonable or appropriate in respect to the
Purchaser,  or otherwise in respect to the Mortgage  Loans and the  performance  of the Company  under this  Agreement,  including  any reports,  information  or  documentation  reasonably  required to comply  with any  regulations  regarding  any  supervisory  agents or examiners of the Purchaser all such reports or information  to be as provided by and in accordance  with such  applicable  instructions and  directions as the Purchaser may  reasonably  request in relation to this  Agreement or the  performance  of the Company under this
Agreement.  The Company  agrees to execute and deliver all such  instruments  and take all such action as the  Purchaser,  from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

         In  connection  with  marketing the Mortgage  Loans,  the Purchaser  may make  available to a  prospective  purchaser  audited financial  statements of the Company for the most recently  completed two (2) fiscal years for which such statements are available,  as well as a  Consolidated  Statement of Condition at the end of the last two (2) fiscal years  covered by any  Consolidated  Statement of
Operations.  If it has not already done so, the Company shall furnish  promptly to the Purchaser or a prospective  purchaser  copies of the statements specified above if reasonably requested.

         The Company  shall make  reasonably  available to the  Purchaser or any  prospective  Purchaser a  knowledgeable  financial or accounting officer for the purpose of answering  questions and to permit any prospective  purchaser to inspect the Company’s  servicing facilities for the purpose of satisfying such  prospective  purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                                             ARTICLE VIII

                                                             THE SERVICER

         Section 8.01      Indemnification; Third Party Claims.

                  The Company  agrees to indemnify  the  Purchaser and hold it harmless  against any and all claims,  losses,  damages, penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this Agreement,  including,  but not limited to, the loss, damage, or misplacement  of any  documentation  delivered  to the  Company  pursuant  to Section  2.07 and the  Company's  failure to perform the obligations  set forth in Section  11.10.  The Company  agrees to  indemnify  the  Purchaser  and hold it harmless  against any and all claims,  losses,  damages,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs,  fees and expenses  that the  Purchaser  may  sustain in any way from any claim,  demand,  defense or  assertion  based on or grounded  upon,  or resulting  from any assertion  based on,  grounded upon or resulting from a breach or alleged  breach of any of the  representation  or warranty set forth in Sections 3.01 or 3.02 of this Agreement.  The Company shall  immediately  notify the Purchaser if a claim covered by the  indemnification  herein is made by a third party  against the Company  with respect to this  Agreement  or the Mortgage  Loans, assume  (with the consent of the  Purchaser)  the defense of any such claim and pay all  expenses in  connection  therewith,  including counsel fees,  whether or not such claim is settled prior to judgment,  and promptly pay,  discharge and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect  of such  claim.  The  Company  shall  follow any  written  instructions received  from the  Purchaser in  connection  with such claim.  The  Purchaser  shall  promptly  reimburse  the Company for all amounts advanced by it  pursuant  to the two  preceding  sentences  except when the claim  relates to the failure of the Company to service and administer the Mortgages in strict  compliance with the terms of this Agreement,  the breach of representation or warranty set forth in
Sections 3.01 or 3.02, or the  negligence,  bad faith or willful  misconduct of the Company.  The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 8.02      Merger or Consolidation of the Company.

         The Company will keep in full effect its existence,  rights and franchises  under the laws of the jurisdiction of organization except as permitted  herein,  and will obtain and preserve its  qualification  to do business in each other  jurisdiction in which such qualification is or shall be necessary to protect the validity and  enforceability of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or consolidated,  or any corporation resulting from any merger,  conversion or consolidation  to which the Company shall be a party,  or any Person  succeeding to the business of the Company  whether or not related to loan  servicing,  shall be the successor of the Company  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however, that the successor or surviving  Person  shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved  mortgagee whose primary  business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

         Section 8.03      Limitation on Liability of the Company and Others.

         Neither  the  Company  nor any of the  officers,  employees  or agents of the  Company  shall be under  any  liability  to the
Purchaser  for any action  taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in  judgment  made in good  faith;  provided,  however,  that this  provision  shall not  protect the Company or any such person against any breach of warranties or  representations  made herein,  or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement,  or any liability which would otherwise be imposed by reason of negligence,  bad faith or willful  misconduct,  or any breach of the terms and conditions of this  Agreement.  The Company and any officer,  employee or agent of the  Company  may rely in good faith on any  document  of any kind  prima  facie  properly  executed  and  submitted  by the  Purchaser respecting any matters  arising  hereunder.  The Company shall not be under any obligation to appear in,  prosecute or defend any legal action  which is not  incidental  to its duties to service  the  Mortgage  Loans in  accordance  with this  Agreement  and which in its reasonable  opinion may involve it in any expenses or  liability;  provided,  however,  that the Company  may,  with the consent of the
Purchaser,  undertake any such action which it may deem  necessary or desirable in respect to this  Agreement and the rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom shall be expenses,  costs and  liabilities  for which the Purchaser will be liable,  and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company shall not assign this  Agreement or resign from the  obligations  and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the  determination  that its  servicing  duties  hereunder  are no longer  permissible under  applicable law and such  incapacity  cannot be cured by the Company.  Any such  determination  permitting the resignation of the
Company  shall be  evidenced by an Opinion of Counsel to such effect  delivered  to the  Purchaser.  No such  resignation  shall become effective  until a successor  shall have assumed the Company's  responsibilities  and  obligations  hereunder in the manner provided in
Section 11.01.

         Section 8.05      No Transfer of Servicing.

         With respect to the  retention of the Company to service the  Mortgage  Loans  hereunder,  the Company  acknowledges  that the
Purchaser has acted in reliance upon the Company's  independent  status,  the adequacy of its servicing  facilities,  plan,  personnel, records and  procedures,  its integrity,  reputation and financial  standing and the continuance  thereof.  Without in any way limiting the generality of this Section,  the Company shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder  or any portion  thereof,  or sell or  otherwise  dispose of all or  substantially  all of its property or assets, without the prior written  approval of the Purchaser,  which consent shall be granted or withheld in the Purchaser's  sole  discretion, unless the Company meets the requirements of the last sentence of Section 8.02 herein after any such disposition.

         Without in any way  limiting  the  generality  of this Section  8.05,  in the event that the Company  either shall assign this
Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any portion thereof without (i) satisfying the  requirements  set forth herein or (ii) the prior written  consent of the  Purchaser,  then the  Purchaser  shall have the right to terminate  this  Agreement,  without any payment of any penalty or damages and without any liability  whatsoever to the Company  (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

                                                              ARTICLE IX

                                                                DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

         (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this  Agreement which continues unremedied for a period of one (1) Business Day after receipt of written notice to the Company; or

         (ii)  failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or agreements on the part of the Company set forth in this  Agreement  which  continues  unremedied for a period of thirty (30) days after the date on which  written  notice of such  failure,  requiring  the same to be  remedied,  shall have been given to the Company by the
Purchaser; or

         (iii) a decree  or  order  of a court or  agency  or  supervisory  authority  having  jurisdiction  for the  appointment  of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

         (iv) the Company shall consent to the  appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy, readjustment of debt,  marshalling of assets and liabilities or similar  proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

         (v) the Company  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization  statute, make an assignment for the benefit of its creditors,  or voluntarily suspend payment of its obligations; or

         (vi) the  Company  ceases to be  approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer  for more than thirty (30) days; or

         (vii) the Company  attempts to assign its right to  servicing  compensation  hereunder  or the Company  attempts,  without the consent of the  Purchaser,  to sell or otherwise  dispose of all or  substantially  all of its property or assets  (except as expressly permitted  hereunder)  or to assign  this  Agreement  or the  servicing  responsibilities  hereunder  (except  as  expressly  permitted hereunder) or to delegate its duties hereunder or any portion thereof; or

         (viii) the Company ceases to be (a) licensed to service first lien  residential  mortgage loans in any  jurisdiction  in which a Mortgaged  Property is located and such licensing is required,  and (b) qualified to transact  business in any jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially and adversely  affects the Company's  ability to perform its obligations hereunder; or

         (ix)   the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02.

         Then, and in each and every such case, so long as an Event of Default shall not have been remedied,  the Purchaser,  by notice in  writing to the  Company  (except  in the case of an Event of  Default  under  clauses  (iii),  (iv) or (v)  above,  in which  case, automatically  and without  notice) the Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages,  including injunctive relief and specific performance,  terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same.  On or after the receipt by the Company of such  written  notice (or,  in the case of an Event of Default  under  clauses  (iii),
(iv) or (v) above,  in which case,  automatically  and without  notice),  all authority and power of the Company under this  Agreement, whether with respect to the Mortgage  Loans or otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section
11.01.  Upon written  request from the  Purchaser,  the Company  shall  prepare,  execute and deliver,  any and all documents and other instruments,  place in such  successor's  possession all Mortgage  Files,  and do or accomplish  all other acts or things  necessary or appropriate  to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement or assignment of the Mortgage  Loans and related  documents,  or otherwise,  at the Company's  sole expense.  The Company  agrees to cooperate  with the
Purchaser and such successor in effecting the termination of the Company's  responsibilities and rights hereunder,  including,  without limitation,  the transfer to such  successor  for  administration  by it of all cash amounts which shall at the time be credited by the
Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written  notice any default by the Company in the  performance  of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past  default,  such default shall cease to exist,  and any Event of Default  arising therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                               ARTICLE X

                                                              TERMINATION

         Section 10.01     Termination.

         The respective  obligations  and  responsibilities  of the Company shall terminate upon: (i) the later of the final payment or other  liquidation  (or any advance with respect  thereto) of the last Mortgage Loan and the  disposition of all remaining REO Property and the  remittance  of all funds due  hereunder;  or (ii) by mutual  consent of the Company  and the  Purchaser  in writing;  or (iii)
termination with cause under the terms of this Agreement.

                                                              ARTICLE XI

                                                       MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to  termination of the Company's  responsibilities  and duties under this  Agreement  pursuant to Sections  4.03,  4.13,
8.04, 9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the Company's  responsibilities,  rights,  duties and  obligations  under this Agreement,  or (ii) appoint a successor  having the  characteristics  set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the  responsibilities,  duties and  liabilities of the Company under this Agreement prior to the  termination of the Company's  responsibilities,  duties and  liabilities  under this  Agreement.  In connection with such appointment  and  assumption,  the Purchaser  may make such  arrangements  for the  compensation  of such  successor out of payments on
Mortgage  Loans as the  Purchaser  and such  successor  shall  agree.  In the event that the  Company's  duties,  responsibilities  and liabilities  under this  Agreement  should be terminated  pursuant to the  aforementioned  Sections,  the Company shall  discharge such duties and  responsibilities  during the period  from the date it acquires  knowledge  of such  termination  until the  effective  date thereof with the same degree of diligence  and prudence  which it is  obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice the rights or financial  condition of its successor.  The  resignation or removal of the Company pursuant to the  aforementioned  Sections shall not become effective until a successor shall be appointed  pursuant to this
Section and shall in no event relieve the Company of the  representations  and  warranties  made pursuant to Sections 3.01 and 3.02 and the remedies  available to the  Purchaser  under  Sections 3.03 and 8.01, it being  understood  and agreed that the  provisions of such
Sections  3.01,  3.02,  3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such  resignation  or termination of the
Company, or the termination of this Agreement.

         Any  successor  appointed as provided  herein shall  execute,  acknowledge  and deliver to the Company and to the Purchaser an instrument  accepting  such  appointment,  whereupon  such  successor  shall become fully vested with all the rights,  powers,  duties, responsibilities,  obligations  and liabilities of the Company,  with like effect as if originally  named as a party to this Agreement.
Any  termination or resignation of the Company or termination of this Agreement  pursuant to Section 4.03,  4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

         The Company  shall  promptly  deliver to the  successor  the funds in the  Custodial  Account  and the Escrow  Account and the
Mortgage  Files and related  documents and  statements  held by it hereunder  and the Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other things all as may  reasonably  be required to more fully and  definitely vest and confirm in the successor all such rights,  powers, duties,  responsibilities,  obligations and liabilities of the Company. The successor shall make arrangements as it may deem appropriate to reimburse the Company for  Nonrecoverable  Advances which the successor retains  hereunder and which would  otherwise have been recovered by the Company  pursuant to this Agreement but for the appointment of the successor servicer.

         Upon a successor's  acceptance of appointment  as such,  the party who obtained such successor  shall notify by mail the other party of such appointment.

         Section 11.02     Amendment.

         This  Agreement may be amended from time to time by the Company and the Purchaser by written  agreement  signed by the Company and the Purchaser.

         Section 11.03     [Reserved]

         Section 11.04     Governing Law.

         This  Agreement and the related Term Sheet shall be governed by and construed in accordance  with the laws of the State of New
York  except to the extent  preempted  by Federal  law.  The  obligations,  rights  and  remedies  of the  parties  hereunder  shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any  demands,  notices or other  communications  permitted  or  required  hereunder  shall be in  writing  and shall be deemed conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail,  postage  prepaid,  and  return  receipt requested or certified  mail,  return receipt  requested,  or transmitted by telex,  telegraph or telecopier and confirmed by a similar mailed writing, as follows:

         (i)      if to the Company:

                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Theresa Mann
                  Fax:  (630) 799-7964

                  and with respect to notices relating to servicing matters:

                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Ann Ryan
                  Fax:  (630) 799-7964

         (ii)     if to the Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ms. Ralene Ruyle
                  Telecopier No.:  (972) 444-2810

                  With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention:  Steven Trombetta

or such other  address as may  hereafter  be furnished to the other party by like  notice.  Any such  demand,  notice or  communication hereunder  shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any part,  provision,  representation or warranty of this Agreement and the related Term Sheet which is prohibited or which is held to be void or unenforceable  shall be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions  hereof. Any part,  provision,  representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or  unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any  jurisdiction as to any Mortgage Loan shall not invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or  unenforceable any provision  hereof. If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the  economic  benefit  intended to be  conferred  by this  Agreement,  the parties  shall  negotiate,  in good faith,  to develop a structure the economic effect of which is nearly as possible the same as the economic  effect of this Agreement  without regard to such invalidity.

         Section 11.07     Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i)      the terms defined in this  Agreement  have the meanings  assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (ii)     accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in  accordance  with  generally accepted accounting principles;

         (iii)    references herein to "Articles", "Sections", Subsections",  "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a Subsection  without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (v)      the words "herein",  "hereof ",  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi)     the term "include" or "including" shall mean without limitation by reason of enumeration; and

         (viii)   headings of the Articles and Sections in this  Agreement are for  reference  purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without  limitation,  (i) consents,  waivers and modifications which may hereafter be executed,  (ii) documents  received by any party at the closing,  and (iii) financial  statements,  certificates and other information previously or hereafter furnished,  may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature  photographic or other similar process.  The parties agree that any such reproduction  shall be admissible in evidence as the original  itself in any judicial or  administrative  proceeding,  whether or not the  original is in existence  and whether or not such reproduction  was made by a party in the regular course of business,  and that any  enlargement,  facsimile or further  reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each party recognizes  that, in connection with this Agreement,  it may become privy to non-public  information  regarding the financial condition,  operations and prospects of the other party. Each party agrees to keep all non-public  information  regarding the other party  strictly  confidential,  and to use all such  information  solely in order to  effectuate  the  purpose of the  Agreement;
provided that each party may provide  confidential  information  to its  employees,  agents and affiliates who have a need to know such information in order to effectuate the transaction.  In addition,  confidential  information may be provided to a regulatory  authority with supervisory power over the Purchaser, provided such information is identified as confidential non-public information.

         The Company  agrees that the Company (i) shall comply with any  applicable  laws and  regulations  regarding  the privacy and security of Consumer Information  including,  but not limited to the  Gramm-Leach-Bliley  Act, Title V, Subtitle A, 15 U.S.C. § 6801 et
seq.,  (ii) shall not use Consumer  Information in any manner  inconsistent  with any applicable  laws and  regulations  regarding the privacy and security of Consumer  Information,  (iii) shall not disclose Consumer  Information to third parties except at the specific written  direction of the  Purchaser,  (iv) shall  maintain  adequate  physical,  technical and  administrative  safeguards to protect
Consumer  Information from unauthorized  access as provided by the applicable laws and regulations,  and (v) shall immediately  notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer  Information that would have a material and adverse effect on the Purchaser.

         Section 11.11     Recordation of Assignments of Mortgage.

         To the extent  permitted by applicable  law, each of the  Assignments  is subject to  recordation  in all  appropriate  public offices  for real  property  records  in all the  counties  or other  comparable  jurisdictions  in which  any or all of the  Mortgaged
Properties are situated,  and in any other appropriate public recording office or elsewhere,  such recordation to be effected by and at the Company’s  expense in the event  recordation  is either  necessary  under  applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment.

     The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this
Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing a Purchase,  Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such
Mortgage Loans.  In no event shall the Purchaser sell a partial interest in any Mortgage Loan without the written consent of the
Company, which consent shall not be unreasonably denied.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.  The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

         Section 11.13     No Partnership.

         Nothing herein contained shall be deemed or construed to create a  co-partnership  or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

         Section 11.14     Signature Pages/Counterparts; Successors and Assigns.

         This Agreement and/or any Term Sheet shall be executed by each party (i) in one or more fully executed  copies,  each of which shall constitute a fully executed  original  Agreement,  and/or (ii) in counterparts  having one or more original  signatures,  and all such  counterparts  containing the original  signatures of all of the parties  hereto taken together shall  constitute a fully executed original  Agreement or Term Sheet, as applicable,  and/or (iii) by delivery of one or more original signed signature pages to the other parties hereto (x) by mail or courier,  and/or (y) by electronic  transmission,  including without limitation by telecopier,  facsimile or email of a scanned  image  (“Electronic  Transmission”),  each of which as received  shall  constitute  for all purposes an executed original  signature  page of such party.  The Purchaser may deliver a copy of this Agreement  and/or any Term Sheet,  fully executed as provided  herein,  to each other party hereto by mail and/or  courier  and/or  Electronic  Transmission,  and such copy as so delivered shall  constitute a fully executed  original  Agreement or Term Sheet,  as applicable,  superseding  any prior form of the Agreement or
Term Sheet,  as applicable,  that differs  therefrom in any respect.  This Agreement  shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successor and assigns.

         Section 11.15     Entire Agreement.

         The Company  acknowledges that no representations,  agreements or promises were made to the Company by the Purchaser or any of its employees other than those  representations,  agreements or promises  specifically  contained herein and in the  Confirmation.  The
Confirmation and this Agreement and the related Term Sheet sets forth the entire  understanding  between the parties hereto;  provided, however,  only this  Agreement and the related Term Sheet shall be binding upon all  successors  of both  parties.  In the event of any inconsistency between the Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

         Section 11.16.  No Solicitation.

         From and after the  Closing  Date,  the  Company  agrees  that it will not take any action or permit or cause any action to be taken by any of its agents or  affiliates,  to  personally,  by telephone or mail,  solicit the  Mortgagor  under any Mortgage  Loan to refinance the Mortgage Loan, in whole or in part,  without the prior written consent of the Purchaser.  Notwithstanding  the foregoing, it is  understood  and agreed that (i)  promotions  undertaken by the Company or any affiliate of the Company which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall consist  primarily of the Mortgage  Loans,  including, without  limitation,  mass mailing based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements and
(ii) responses to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor,  shall not constitute  solicitation under this Section  11.16.  This Section  11.16 shall not be deemed to preclude the Company or any of its  affiliates  from  soliciting any  Mortgagor  for any other  financial  products or services.  The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

         Section 11.17.  Closing.

         The closing for the purchase and sale of the Mortgage  Loans shall take place on the related  Closing Date.  The closing shall be either:  by  telephone,  confirmed  by letter or wire as the parties  shall  agree,  or  conducted  in person,  at such place as the parties shall agree.

         The closing for the  Mortgage  Loans to be purchased  on the related  Closing  Date shall be subject to each of the  following conditions:

         (a)      at least one (1)  Business  Day prior to the related  Closing  Date,  the Company  shall  deliver to the  Purchaser a magnetic  diskette,  or transmit by modem, a listing on a loan-level  basis of the information  contained in the related  Mortgage Loan
Schedule attached to the related Term Sheet;

         (b)      all of the  representations  and warranties of the Company under this Agreement  shall be materially true and correct as of the related  Closing  Date and no event  shall have  occurred  which,  with notice or the  passage of time,  would  constitute  a material default under this Agreement;

         (c)      the  Purchaser  shall have  received,  or the  Purchaser's  attorneys  shall have  received in escrow,  all documents required  pursuant to this  Agreement,  the related  Term Sheet and an Officer  Certificate  (on or prior to the initial  Closing  Date only),  all in such forms as are  agreed  upon and  acceptable  to the  Purchaser,  duly  executed  by all  signatories  other than the
Purchaser as required pursuant to the terms hereof; and

         (d)      all other terms and  conditions  of this  Agreement,  the  related  Term Sheet and the  Confirmation  shall have been materially complied with.

         Subject to the foregoing  conditions,  the Purchaser  shall pay to the Company on the related Closing Date the Purchase Price, plus accrued  interest  pursuant to Section 2.02 of this  Agreement,  by wire transfer of  immediately  available  funds to the account designated by the Company.

         Section 11.18.    [Reserved]

         Section 11.19.    Monthly Reporting with Respect to a Reconstitution.

         As long as the Company  continues to service  Mortgage  Loans,  the Company agrees that with respect to any Mortgage Loan sold or transferred  pursuant to a Reconstitution  as described in Section 11.18 of this Agreement (a  “Reconstituted  Mortgage Loan”),  the
Company,  at its  expense,  shall  provide  the  Purchaser  with the  information  set forth in  Exhibit  E  attached  hereto  for each
Reconstituted  Mortgage Loan in Excel or such  electronic  delimited  file format as may be mutually  agreed upon by both the Purchaser and the Company.  Such information  shall be provided monthly for all  Reconstituted  Mortgage Loans on the fifth (5th) Business Day of each month for the immediately preceding monthly period, and shall be transmitted to fast.data@bear.com.

         IN WITNESS  WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their  respective  officers thereunto duly authorized as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                               Purchaser

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                   MID AMERICA BANK, FSB
                                                                Company

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                               EXHIBIT A

                                                       CONTENTS OF MORTGAGE FILE

         With respect to each Mortgage  Loan,  the Mortgage File shall  include each of the following  items,  which shall be available for  inspection by the  Purchaser,  and which shall be retained by the Company in the  Servicing  File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

         1. The original  Mortgage  Note  endorsed  "Pay to the order of  _______________________,  without  recourse,"  and signed via original signature in the name of the Company by an authorized officer,  with all intervening  endorsements showing a complete chain of title from the  originator  to the  Company,  together  with any  applicable  riders.  In no event may an  endorsement  be a  facsimile endorsement.  If the  Mortgage  Loan was  acquired by the Company in a merger,  the  endorsement  must be by  "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage  Loan was acquired or  originated  by the Company  while doing  business  under another name, the endorsement  must be by "[Company]  formerly known as [previous  name]".  Mortgage Notes may be in the form of a lost note affidavit subject to the Purchaser acceptability.

         2. The original Mortgage (together with a standard  adjustable rate mortgage rider) with evidence of recording  thereon,  or a copy thereof  certified by the public  recording  office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         3.  The original or certified copy, certified by the Company, of the Primary Mortgage Insurance Policy, if required.

         4. The  original  Assignment,  from the Company to  _______________________________,  or in  accordance  with the  Purchaser's instructions,  which  assignment  shall,  but for any blanks  requested  by the  Purchaser,  be in form and  substance  acceptable  for recording.  If the Mortgage  Loan was acquired or originated by the Company while doing  business  under another name,  the  Assignment must be by  "[Company]  formerly  known as  [previous  name]".  If the  Mortgage  Loan was  acquired  by the  Company in a merger,  the endorsement  must be by  "[Company],  successor  by  merger  to the  [name  of  predecessor]".  None  of the  Assignments  are  blanket assignments of mortgage.

         5. The original  policy of title  insurance,  including  riders and  endorsements  thereto,  or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

         6. Originals of all recorded  intervening  Assignments,  or copies thereof,  certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Company,  with evidence of recording  thereon,  or a copy thereof certified by the public recording office in which such  Assignment  has been recorded or, if the original  Assignment  has not been returned from the  applicable  public recording office, a true certified copy, certified by the Company.

         7.  Originals,  or copies thereof  certified by the public  recording  office in which such  documents have been recorded,  of each assumption,  extension,  modification,  written assurance or substitution  agreements,  if applicable,  or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         8. If the Mortgage  Note or Mortgage or any other  material  document or  instrument  relating to the  Mortgage  Loan has been signed by a person on behalf of the  Mortgagor,  the  original or copy of power of attorney or other  instrument  that  authorized  and empowered such person to sign bearing evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction where the Mortgaged  Property is located,  or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original  instrument has not been returned from the applicable  public  recording  office,  a true certified  copy, certified by the Company.

         9.  Reserved.

         10. Mortgage Loan closing  statement (Form HUD-1) and any other  truth-in-lending  or real estate  settlement  procedure forms required by law.

         11.  Residential loan application.

         12.  Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

         13.  Credit report on the mortgagor.

         14.  Business credit report, if applicable.

         15.  Residential appraisal report and attachments thereto.

         16.  The original of any guarantee executed in connection with the Mortgage Note.

         17.  Verification of employment and income except for Mortgage Loans originated  under a limited  documentation  program,  all in accordance with Company's underwriting guidelines.

         18. Verification of acceptable  evidence of source and amount of down payment,  in accordance with the Company's  underwriting guidelines.

         19.  Photograph of the Mortgaged Property (may be part of appraisal).

         20.  Survey of the Mortgaged Property, if any.

         21.  Sales contract, if applicable.

         22.  If available, termite report, structural engineer’s report, water portability and septic certification.

         23.  Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

         24.  Name affidavit, if applicable.

         Notwithstanding  anything to the  contrary  herein,  the Company may provide one  certificate  for all of the  Mortgage  Loans indicating that the documents were delivered for recording.

                                                               EXHIBIT B

                                                  CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                         ______________, 2005

To:      [_______________________]
         (the "Depository")

         As "Company"  under the Purchase,  Warranties  and Servicing  Agreement,  dated as of  [_____________________]  1, 200[_] (the
"Agreement"),  we hereby  authorize  and request you to establish an account,  as a Custodial  Account  pursuant to Section 4.04 of the
Agreement,  to be designated as  "[______________________________________],  in trust for the  [Purchaser],  Owner of Mortgage  Loans".
All deposits in the account  shall be subject to withdrawal  therefrom by order signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                              [__________________________]

By:____________________________

Name:__________________________

Title:_________________________

         The  undersigned,  as  "Depository",  hereby  certifies that the above described  account has been  established  under Account
Number  [__________],  at the office of the depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit  Insurance
Corporation through the Bank Insurance Fund or the Savings Association  Insurance Fund or will be invested in Permitted  Investments as defined in the Agreement.

                                                     [___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                                               EXHIBIT C

                                                    ESCROW ACCOUNT LETTER AGREEMENT
                                                          _____________, 2005

To:      [_______________________]
         (the "Depository")

         As  “Company”  under the  Purchase  Warranties  and  Servicing  Agreement,  dated as of  [____________________]1,  200[_] (the
"Agreement"),  we hereby  authorize  and request you to  establish  an account,  as an Escrow  Account  pursuant to Section 4.06 of the
Agreement,  to be designated as  "[__________________________],  in trust for the  [Purchaser],  Owner of Mortgage  Loans,  and various
Mortgagors."  All deposits in the account  shall be subject to  withdrawal  therefrom  by order  signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                            [_____________________]

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

         The  undersigned,  as  "Depository",  hereby  certifies that the above described  account has been  established  under Account
Number  __________,  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal Deposit  Insurance
Corporation through the Bank Insurance Fund or the Savings Association  Insurance Fund or will be invested in Permitted  Investments as defined in the Agreement.

                                            [______________________]

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                               EXHIBIT D

                                  FORM OF PURCHASE, ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is a Purchase, Assignment, Assumption and Recognition Agreement (this “PAAR Agreement”) made as of  __________, 200__, among EMC Mortgage Corporation ( “Assignor”), ___________________ ( “Assignee”), and Mid America Bank, fsb ( “Company”).

         In  consideration of the mutual promises  contained  herein the parties hereto agree that the residential  mortgage loans (the
“Assigned  Loans”) listed on Attachment 1 annexed  hereto (the  "Assigned Loan  Schedule") now serviced by Company for Assignor and its successors and assigns pursuant to the Purchase,  Warranties and Servicing  Agreement,  dated as of _________,  200__, between Assignor and Company (the “Purchase  Agreement”)  shall be subject to the terms of this PAAR  Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                                                  Purchase, Assignment and Assumption

         1.       Assignor  hereby  grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor in the
Assigned  Loans  and,  as they  relate to the  Assigned  Loans,  all of its right,  title and  interest  in, to and under the  Purchase
Agreement.

         2.       Simultaneously  with the execution  hereof,  (i) Assignee shall pay to Assignor the “Funding  Amount” as set forth in that certain letter agreement,  dated as of _________ ____, between Assignee and Assignor (the  “Confirmation”)  and (ii) Assignor,  at
its expense,  shall have caused to be delivered to Assignee or its designee the Mortgage  File for each  Assigned Loan in Assignor's or its  custodian's  possession,  as set forth in the Purchase  Agreement,  along with,  for each  Assigned  Loan, an  endorsement  of the
Mortgage  Note from the Company,  in blank,  and an  assignment of mortgage in  recordable  form from the Company,  in blank.  Assignee shall pay the Funding Amount by wire transfer of immediately  available funds to the account  specified by Assignor.  Assignee shall be entitled to all scheduled  payments due on the Assigned Loans after ___________,  200__ and all unscheduled  payments or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

                                               Representations, Warranties and Covenants

         3.       Assignor warrants and represents to Assignee and Company as of the date hereof:

         (a)      Attached  hereto as Attachment 2 is a true and accurate copy of the Purchase  Agreement,  which  agreement is in full force and effect as of the date hereof and the  provisions of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

         (b)      Assignor is the lawful owner of the Assigned  Loans with full right to transfer the Assigned Loans and any and all of its interests,  rights and obligations  under the Purchase  Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances;  and upon the transfer of the Assigned Loans to Assignee as contemplated herein,  Assignee shall have good title to each and every  Assigned  Loan,  as well as any and all of Assignee’s  interests,  rights and  obligations  under the Purchase
Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

         (c)      There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the
Purchase Agreement;

         (d)      Assignor  has no  knowledge  of, and has not  received  notice of, any waivers  under,  or any  modification  of, any
Assigned Loan;

         (e)      Assignor  is duly  organized,  validly  existing  and in good  standing  under  the laws of the  jurisdiction  of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

         (f)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR
Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR
Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which
Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignor.  This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (g)     No consent, approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignor in  connection  with the  execution,  delivery or  performance  by Assignor of this PAAR
Agreement, or the consummation by it of the transactions contemplated hereby; and

         (h)      Neither Assignor nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise  disposed of the  Assigned  Loans or any  interest in the  Assigned  Loans,  or  solicited  any offer to buy or accept a  transfer,  pledge or other disposition  of the Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated  with respect to the
Assigned Loans,  or any  interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation  by means of general advertising or in any other manner,  or taken any other action which would  constitute a  distribution  of the Assigned Loans under the
Securities  Act of 1933,  as amended  (the “1933 Act”) or which would  render the  disposition  of the  Assigned  Loans a violation  of
Section 5 of the 1933 Act or require registration pursuant thereto.

         4.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

         (a)      Assignee  is duly  organized,  validly  existing  and in good  standing  under  the laws of the  jurisdiction  of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

         (b)      Assignee has full  corporate  power and  authority to execute,  deliver and perform its  obligations  under this PAAR
Agreement,  and to consummate the  transactions  set forth herein.  The  consummation  of the  transactions  contemplated  by this PAAR
Agreement is in the ordinary  course of  Assignee’s  business and will not conflict  with,  or result in a breach of, any of the terms, conditions or provisions of Assignee’s  charter or by-laws or any legal  restriction,  or any material agreement or instrument to which
Assignee is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which  Assignee or its property is subject.  The  execution,  delivery and  performance  by Assignee of this PAAR  Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate action on part of
Assignee.  This PAAR  Agreement  has been duly  executed and  delivered by Assignee  and,  upon the due  authorization,  execution  and delivery by Assignor and Company,  will constitute the valid and legally binding  obligation of Assignee  enforceable  against Assignee in accordance with its terms except as enforceability  may be limited by bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors’  rights  generally,  and by general  principles of equity  regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any  governmental entity is required to be obtained or made by Assignee in connection  with the  execution,  delivery or  performance by Assignee of this
PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

         (d)      Assignee agrees to be bound as “Purchaser” by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and
Company all of Assignor's obligations as “Purchaser” thereunder but solely with respect to such Assigned Loans.

         5.                Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

         (a)      Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Company  is duly  organized,  validly  existing  and in good  standing  under  the  laws of the  jurisdiction  of its incorporation,  and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations  under the Purchase Agreement;

         (f)      Company has full corporate  power and authority to execute,  deliver and perform its  obligations  under this PAAR  Agreement, and to consummate the  transactions set forth herein.  The  consummation of the transactions  contemplated by this PAAR Agreement is in the  ordinary  course of  Company’s  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions  or provisions of Company’s charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which Company or its property is subject.  The execution,  delivery and  performance by Company of this PAAR Agreement and the  consummation by it of the  transactions  contemplated  hereby,  have been duly  authorized by all necessary  corporate  action on part of Company.  This PAAR
Agreement  has been duly executed and delivered by Company,  and,  upon the due  authorization,  execution and delivery by Assignor and
Assignee,  will  constitute the valid and legally  binding  obligation of Company,  enforceable  against Company in accordance with its terms except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other similar laws now or hereafter in effect relating to creditors’ rights generally,  and by general principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law;

        (g)      No consent,  approval,  order or authorization  of, or declaration,  filing or registration  with, any governmental  entity is required  to be  obtained  or made by Company  in  connection  with the  execution,  delivery  or  performance  by Company of this PAAR
Agreement, or the consummation by it of the transactions contemplated hereby;

        (h)      No event has occurred  from the Closing Date to the date hereof which would render the  representations  and  warranties as to the related  Assigned Loans made by Company in Sections 3.01 and 3.02 of the Purchase  Agreement to be untrue in any material  respect;
and

        (i)      Neither this PAAR Agreement nor any certification,  statement, report or other agreement,  document or instrument furnished or to be furnished by Company  pursuant to this PAAR Agreement  contains or will contain any materially  untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

                                             Recognition of Assignee

         6.       From and after the date hereof,  Company shall recognize Assignee as owner of the Assigned Loans and will service the
Assigned  Loans in  accordance  with the Purchase  Agreement.  It is the  intention of  Assignor,  Company and Assignee  that this PAAR
Agreement  shall be binding upon and for the benefit of the respective  successors and assigns of the parties  hereto.  Neither Company nor  Assignor  shall amend or agree to amend,  modify,  waiver,  or  otherwise  alter any of the terms or  provisions  of the  Purchase
Agreement  which  amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned  Loans without the prior written consent of Assignee.

                                            Miscellaneous

         7.       All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this PAAR
Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         (a)      In the case of Company,

                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Theresa Mann
                  Fax:  (630) 799-7964

                  and with respect to notices relating to servicing matters:

                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Ann Ryan
                  Fax:  (630) 799-7964

(b)      In the case of Assignor,

                  ____________________
                  ____________________
                  ____________________
                  ____________________
                  ____________________

         (c)      In the case of Assignee,

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Raylene Ruyle
                  Telecopier No.:  (972) 444-2810

                  with a copy  to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: Steve Trombetta
                  Telecopier No.:  (212) 272-[___]

     8.           Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

         9.       This PAAR  Agreement  shall be  construed in  accordance  with the laws of the State of New York,  without  regard to conflicts of law principles,  and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         10.      No term or  provision  of this PAAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         11.      This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further writing,  be deemed
Assignor, Assignee or Company, respectively, hereunder.

         12.      This PAAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the Purchase  Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

         13.      This PAAR Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         14.      In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR
Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

                                            [Modification of Purchase Agreement

         16.      Company and Assignor hereby amend the Purchase Agreement as follows:

         (a)      The following definitions are added to Section 1.01 of the Purchase Agreement:

         Securities Administrator:  ________________________

         Supplemental PMI Insurer:  ________________________

         Supplemental PMI Policy:   The primary  guarantee  insurance policy of the Supplemental PMI Insurer attached hereto as Exhibit
         [_], or any successor Supplemental PMI Policy given to the Servicer by the Assignee.

         Trustee:          ________________________

         (b)      The following definition is amended and restated:

         Insurance Proceeds:        Proceeds of any Primary Mortgage  Insurance Policy,  the Supplemental PMI Policy, any title policy, any hazard  insurance  policy or any other  insurance  policy  covering a Mortgage Loan or other related  Mortgaged  Property, including any amounts required to be deposited in the Custodial  Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the  restoration of the related  Mortgaged  Property or released to the Mortgagor in accordance  with
         Accepted Servicing Practices.

         (c)      The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

         “In  connection  with its  activities  as servicer,  the Company  agrees to prepare and  present,  on behalf of itself and the
Purchaser,  claims to the  Supplemental  PMI Insurer with  respect to the  Supplemental  PMI Policy and, in this  regard,  to take such action as shall be necessary to permit recovery under any Supplemental  PMI Policy  respecting a defaulted  Mortgage Loan.  Pursuant to
Section 4.04,  any amounts  collected by the Company  under any  Supplemental  PMI Policy shall be deposited in the Custodial  Account, subject to withdrawal pursuant to Section 4.05.

         In  accordance  with the  Supplemental  PMI Policy,  the Company shall  provide to the  Supplemental  PMI Insurer any required information regarding the Mortgage Loans.

         The  Company  shall  provide to the  [Securities  Administrator]  on a monthly  basis via  computer  tape,  or other  mutually acceptable format, the unpaid principal balance,  insurer certificate number,  lender loan number, and premium due the Supplemental PMI
Insurer for each Mortgage Loan covered by the Supplemental PMI Policy.  In addition, the Company agrees to forward to the

          Purchaser and the [Securities  Administrator]  any statements or other reports given by the  Supplemental  PMI Insurer to the
Servicer in connection with a claim under the Supplemental PMI Policy.”

         (d)      Clause (vi) of Section 9.01 is amended to read as follows:

         “Company  ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer eligibility requirements of the Supplemental PMI Insurer; or”]

         IN WITNESS WHEREOF, the parties hereto have executed this PAAR Agreement as of the day and year first above written.

                                                              EMC MORTGAGE CORPORATION
                                                              Assignor

                                                              By:
                                                              Name:
                                                              Title:

                                                              _________________________________
                                                              Assignee

                                                              By:
                                                              Name:
                                                              Title:

                                                              MID AMERICA BANK, FSB
                                                              Company

                                                              By:
                                                              Name:
                                                              Title:

                                                             ATTACHMENT 1

                                                        ASSIGNED LOAN SCHEDULE

                                                             ATTACHMENT 2

                                             PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                               EXHIBIT E

                                                         FORM OF TRIAL BALANCE

                                                               EXHIBIT G

                                             REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:      Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing  Agreement (the "Agreement")  between the Company and the Purchaser,  the undersigned hereby  certifies that he or she is an officer of the Company  requesting  release of the documents for the reason specified below. The undersigned further certifies that:

(Check one of the items below)

_____    On  _________________,  the above captioned  Mortgage Loan was paid in full or that the Company has been notified that payment in full has been or will be  escrowed.  The Company  hereby  certifies  that all amounts  with  respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____    The above captioned  Mortgage Loan is being repurchased  pursuant to the terms of the Agreement.  The Company hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____    The above captioned  Mortgage Loan is being placed in foreclosure and the original  documents are required to proceed with the foreclosure action.  The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____    Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

         Based on this  certification  and the  indemnities  provided for in the Agreement,  please release to the Company all original
Mortgage Loan Documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
         Title

Send documents to:         _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

         The Purchaser hereby  acknowledges that all original documents  previously  released on the above captioned Mortgage Loan have been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

                                                               EXHIBIT H

                                                   COMPANY’S UNDERWRITING GUIDELINES

                                                               EXHIBIT I

                                                              TERM SHEET

         This TERM SHEET (the "Term Sheet") dated  _____________,  between Mid America Bank,  fsb,  located at 2650  Warrenville  Road,
Suite 500, Downers Grove,  Illinois 60515 (the “Company”) and EMC Mortgage Corporation,  a Delaware corporation,  located at Mac Arthur
Ridge II, 909 Hidden Ridge Drive,  Suite 200,  Irving,  Texas 75038 (the  "Purchaser")  is made pursuant to the terms and conditions of that certain  Purchase,  Warranties and Servicing  Agreement,  as amended (the "Agreement")  dated as of February 1, 2006,  between the
Company  and the  Purchaser,  the  provisions  of which  are  incorporated  herein as if set forth in full  herein,  as such  terms and conditions may be modified or supplemented  hereby.  All initially  capitalized  terms used herein unless otherwise  defined shall have the meanings ascribed thereto in the Agreement.

         The Purchaser  hereby  purchases from the Company and the Company hereby sells to the Purchaser,  all of the Company’s  right, title and interest in and to the Mortgage Loans on a servicing  retained basis  described on the Mortgage Loan Schedule  annexed hereto as Schedule I, pursuant to and in accordance  with the terms and conditions set forth in the Agreement,  as same may be supplemented or modified  hereby.  Hereinafter,  the Company  shall  service the Mortgage  Loans for the benefit of the  Purchaser  and all  subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.       Definitions

         For  purposes of the Mortgage  Loans to be sold  pursuant to this Term Sheet,  the  following  terms shall have the  following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the  conditions  specified in the  Agreement,  the obligation of each of the Company and the Purchaser is subject to the
fulfillment, on or prior to the applicable Closing Date, of the following additional conditions:   [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement,  the following  documents  shall be delivered with respect
to the Mortgage Loans:   [None].

[Additional] [Modification] of Representations and Warranties:

     [In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans:  [None].  [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

         Except as modified herein, the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                                     MID AMERICA BANK, FSB

                                                     By:
                                                     Name:
                                                     Title:

                                                     EMC MORTGAGE CORPORATION

                                                     By:
                                                     Name:
                                                     Title:

                                                              SCHEDULE I

                                                        MORTGAGE LOAN SCHEDULE

                                                         AMENDMENT NUMBER ONE
                                                                to the

                                             PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                     Dated as of February 1, 2006

                                                                between

                                                       EMC MORTGAGE CORPORATION,
                                                             as Purchaser

                                                                  and

                                                        MID AMERICA BANK, FSB,
                                                              as Company

         This  AMENDMENT  NUMBER ONE (this  “Amendment”)  is made and entered into this 1st day of February,  2006,  by and between EMC
Mortgage Corporation,  a Delaware corporation,  as purchaser (the “Purchaser”) and Mid America Bank, fsb, as company (the “Company”) in connection with the Purchase,  Warranties and Servicing  Agreement,  dated as of February 1, 2006,  between the above mentioned parties
(the “Agreement”). This Amendment is made pursuant to Section 11.02 of the Agreement.

                                                               RECITALS

         WHEREAS, the parties hereto have entered into the Agreement;

         WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

         NOW, THEREFORE,  in consideration of the premises and for other good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Capitalized  terms  used  herein  and not  defined  herein  shall  have the  meanings  assigned  to such terms in the
Agreement.

         2.       Article I of the Agreement is hereby amended  effective as of the date hereof by adding the following  definitions to
Section 1.01:

         Commission or SEC:  The Securities and Exchange Commission.

         Delinquency Recognition Policies: The delinquency recognition policies set forth in Exhibit Q.

         Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Pass-Through Transfer.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Master  Servicer:  With  respect to any  Pass-Through  Transfer,  the “master  servicer,”  if any,  identified  in the related transaction documents.

         Prepayment  Charge:  Any  prepayment  premium,  penalty or charge  payable by a Mortgagor  in  connection  with any  Principal
Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

         Qualified  Correspondent:  Any Person from which the Company purchased Mortgage Loans,  provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated  pursuant to an agreement between the Company and such Person that contemplated that such  Person  would  underwrite  mortgage  loans from time to time,  for sale to the  Company,  in  accordance  with  underwriting guidelines  designated  by the Company  (“Designated  Guidelines”)  or  guidelines  that do not vary  materially  from such  Designated
Guidelines;  (ii) such  Mortgage  Loans were in fact  underwritten  as described  in clause (i) above and were  acquired by the Company within 180 days after  origination;  (iii) either (x) the Designated  Guidelines were, at the time such Mortgage Loans were originated, used by the Company in  origination  of mortgage  loans of the same type as the Mortgage Loans for the Company’s own account or (y) the
Designated  Guidelines  were, at the time such Mortgage Loans were  underwritten,  designated by the Company on a consistent  basis for use by lenders in originating mortgage loans to be purchased by the Company;  and (iv) the Company employed,  at the time such Mortgage
Loans were  acquired by the Company,  pre-purchase  or  post-purchase  quality  assurance  procedures  (which may involve,  among other things,  review of a sample of mortgage loans purchased  during a particular time period or through  particular  channels)  designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

         Regulation AB: Subpart  229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.  §§229.1100-229.1123,  as amended from time to time, and subject to such  clarification  and  interpretation  as have been provided by the Commission in the adopting  release
(Asset-Backed  Securities,  Securities  Act Release No.  33-8518,  70 Fed.  Reg.  1,506,  1,531 (Jan.  7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Servicing  Criteria:  As of any date of  determination,  the “servicing  criteria” set forth in Item 1122(d) of Regulation AB, or any  amendments  thereto,  a summary  of the  requirements  of which as of the date  hereof  is  attached  hereto  as  Exhibit M for convenience  of  reference  only.  In the event of a  conflict  or  inconsistency  between  the terms of Exhibit M and the text of Item
1122(d) of  Regulation  AB, the text of Item 1122(d) of Regulation AB shall control (or those  Servicing  Criteria  otherwise  mutually agreed to by the  Purchaser,  the Company and any Person that will be  responsible  for signing any  certification  required  under the
Sarbanes-Oxley  Act of 2002 with  respect to a  Pass-Through  Transfer in response to evolving  interpretations  of  Regulation  AB and incorporated into a revised Exhibit M).

         Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

         Subcontractor:  Any vendor,  subcontractor  or other Person that is not responsible for the overall  servicing (as “servicing”
is commonly  understood by participants in the  mortgage-backed  securities market) of Mortgage Loans but performs one or more discrete functions  identified in Item 1122(d) of  Regulation AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Third-Party  Originator:  Each Person,  other than a Qualified  Correspondent,  that originated Mortgage Loans acquired by the
Company.

         3.       Article I of the  Agreement  is hereby  amended  effective  as of the date  hereof by deleting  in its  entirety  the definition of Subservicer in Section 1.01 and replacing it with the following:

         Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company or any  Subservicer and is responsible for the performance  (whether directly or through  Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement  that are identified in Item 1122(d) of
Regulation AB.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         4.       Article I of the  Agreement  is hereby  amended  effective  as of the date  hereof by deleting  in its  entirety  the definition of Principal Prepayment in Section 1.01 and replacing it with the following:

Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial which is received in advance of its scheduled Due Date,  including any Prepayment Charge and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         5.       Article III of the  Agreement  is hereby  amended  effective  as of the date hereof by  revising  Section  3.01(n) as follows (new text underlined):

         (n)      Company has delivered to the Purchaser financial  statements of its parent, for its last two complete fiscal years as requested.  All such financial  information  fairly presents the pertinent results of operations and financial  position for the period identified and has been prepared in accordance  with GAAP  throughout the periods  involved,  except as set forth in the notes thereto.
There has been no change in the servicing policies and procedures,  business, operations,  financial condition, properties or assets of the Company since the date of the Company’s  financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         6.       Article III of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section
3.01(p):

         (p)      As of the date of each  Pass-Through  Transfer,  and except as has been  otherwise  disclosed to the  Purchaser,  any
Master  Servicer  and  any  Depositor:  (1) no  default  or  servicing  related  performance  trigger  has  occurred  as to  any  other securitization due to any act or failure to act of the Company;  (2) no material  noncompliance  with applicable  servicing criteria as to any other  securitization  has  occurred,  been  disclosed or reported by the Company;  (3) the Company has not been  terminated  as servicer  in a  residential  mortgage  loan  securitization,  either  due to a  servicing  default  or to  application  of a  servicing performance  test or trigger;  (4) no material  changes to the  Company’s  servicing  policies  and  procedures  for similar  loans has occurred in the  preceding  three  years;  (5) there are no aspects of the  Company’s  financial  condition  that could have a material adverse impact on the performance by the Company of its obligations  hereunder;  (6) there are no legal proceedings  pending,  or known to be  contemplated by governmental  authorities,  against the Company that could be material to investors in the securities  issued in such Pass-Through  Transfer;  and (7) there are no affiliations,  relationships or transactions  relating to the Company of a type that are described under Item 1119 of Regulation AB.

         7.       Article III of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section
3.02(iii):

         With respect to each Mortgage  Loan,  information  regarding the borrower  credit files related to such Mortgage Loan has been furnished  to credit  reporting  agencies in  compliance  with the  provisions  of the Fair  Credit  Reporting  Act and the  applicable implementing regulations.

         8.       Article IV of the  Agreement  is hereby  amended  effective as of the date hereof by adding this  sentence  after the first sentence of Section 4.01:

         In addition,  the Company  shall  furnish  information  regarding  the borrower  credit files related to such Mortgage Loan to credit  reporting  agencies  in  compliance  with the  provisions  of the Fair Credit  Reporting  Act and the  applicable  implementing regulations.

         9.       Article IV of the  Agreement is hereby  amended  effective as of the date hereof by deleting in its entirety the last paragraph of Section 4.02 and replacing it with the following:

         The  Company  shall not waive any  Prepayment  Charge  unless:  (i) the  enforceability  thereof  shall  have been  limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal,  or any local,  state or federal agency has threatened  legal action if the prepayment  penalty is enforced,  (iii)
the mortgage debt has been  accelerated in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and  customary in servicing  similar  Mortgage  Loans and relates to a default or a reasonably  foreseeable  default and would,  in the reasonable  judgment of the Company,  maximize  recovery of total proceeds taking into account the value of such Prepayment  Charge and the related  Mortgage Loan. If a Prepayment  Charge is waived,  but does not meet the standards  described  above,  then the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

         10.      Article IV of the  Agreement is hereby  amended  effective  as of the date hereof by revising the first  paragraph of
Section 4.03 by adding the following after the first sentence:

         In  determining  the  delinquency  status of any Mortgage Loan, the Company will use  Delinquency  Recognition  Policies to be provided by EMC or as described to and approved by the  Purchaser,  and shall  revise  these  policies as  reasonably  requested by the
Purchaser from time to time.

         11.      Article V of the  Agreement  is hereby  amended  effective  as of the date  hereof by  deleting  Section  5.02 in its entirety and replacing it with the following:

         Section 5.02      Statements to the Purchaser.

         The Company shall furnish to Purchaser an individual  loan  accounting  report,  as of the last Business Day of each month, in the  Company's  assigned  loan number order to document  Mortgage Loan payment  activity on an  individual  Mortgage  Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the Purchaser no later than the fifth
Business Day of the following month on a disk or tape or other  computer-readable  format in such format as may be mutually agreed upon by both  Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard copy,  and shall contain the following:

         (i)      with respect to each Mortgage Loan and each Monthly  Payment,  the amount of such  remittance  allocable to principal
(including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)     with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)    with respect to each Mortgage  Loan,  the amount of servicing  compensation  received by the Company during the prior distribution period;

         (iv)     the Stated Principal  Balance of each Mortgage Loan and the aggregate Stated Principal  Balance of all Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

         (v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

         (vi)     with  respect  to each  Mortgage  Loan,  the  aggregate  amount of any  Insurance  Proceeds,  Condemnation  Proceeds,
Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

         (vii)    with  respect to each  Mortgage  Loan,  the  amount of any  Prepayment  Interest  Shortfalls  paid by the  Company in accordance with Section 4.04(viii) during the prior distribution period;

         (viii)   the beginning and ending balances of the Custodial Account and Escrow Account;

         (ix)     the number of  Mortgage  Loans as of the first day of the  distribution  period and the last day of the  distribution period;

         (x)      with respect to each Mortgage Loan, the Stated  Principal  Balance of each Mortgage Loan (a) delinquent as grouped in the following  intervals  through final  liquidation  of such Mortgage  Loan: 30 to 59 days, 60 to 89 days, 90 days or more;  (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

         (xi)     with respect to each  Mortgage  Loan,  the amount and severity of any realized  loss  following  liquidation  of such
Mortgage Loan;

         (xii)    with respect to each Mortgage Loan, and in the aggregate for all Mortgage Loans,  the amount of any Monthly  Advances made by the Company during the prior distribution period;

         (xiii)   with respect to each Mortgage Loan, a description of any Servicing  Advances made by the Company with respect to such
Mortgage  Loan  including the amount,  terms and general  purpose of such  Servicing  Advances,  and the aggregate  amount of Servicing
Advances for all Mortgage Loans during the prior distribution period;

         (xiv)    with respect to each Mortgage Loan, a description of any Nonrecoverable  Advances made by the Company with respect to such Mortgage  Loan  including the amount,  terms and general  purpose of such  Nonrecoverable  Advances,  and the aggregate  amount of
Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

         (xv)     with respect to each Mortgage  Loan, a description of any Monthly  Advances,  Servicing  Advances and  Nonrecoverable
Advances  reimbursed to the Company with respect to such Mortgage Loan during the prior  distribution  period pursuant to Section 4.05, and the  source  of  funds  for  such  reimbursement,  and the  aggregate  amount  of any  Monthly  Advances,  Servicing  Advances  and
Nonrecoverable  Advances  reimbursed to the Company for all Mortgage  Loans during the prior  distribution  period  pursuant to Section
4.05;

         (xvi)    with respect to any Mortgage Loan, a description of any material  modifications,  extensions or waivers to the terms, fees,  penalties or payments of such Mortgage Loan during the prior distribution  period or that have cumulatively become material over time;

         (xvii)   a  description  of any  material  breach of a  representation  or warranty  set forth in Section 3.01 or Section 3.02 herein or of any other breach of a covenant or condition contained herein and the status of any resolution of such breach;

         (xviii)  with respect to each Mortgage Loan,  the Stated  Principal  Balance of any  substitute  Mortgage Loan provided by the
Company and the Stated Principal  Balance of any Mortgage Loan that has been replaced by a substitute  Mortgage Loan in accordance with
Section 3.03 herein; and

         (xix)    with respect to each Mortgage Loan, the Stated  Principal  Balance of any Mortgage Loan that has been  repurchased by the Company in accordance with Section 3.03 herein.

         In addition,  the Company  shall  provide to the Purchaser  such other  information  known or available to the Company that is necessary in order to provide the  distribution  and pool  performance  information  as required  under Item 1121 of Regulation  AB, as amended from time to time,  as determined by the  Purchaser in its sole  discretion.  The Company shall also provide a monthly  report, in the form of Exhibit E hereto,  or such other form as is mutually  acceptable to the Company,  the Purchaser and any Master Servicer,
Exhibit F with  respect  to  defaulted  mortgage  loans and  Exhibit  P, with  respect to  realized  losses  and gains,  with each such report.

         The Company  shall  prepare and file any and all  information  statements  or other  filings  required to be  delivered to any governmental  taxing  authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning  the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In addition,  not more than ninety (90) days after the end of each  calendar  year,  the Company  shall furnish to each Person who was a Purchaser at any time during such  calendar  year an annual  statement in  accordance  with the  requirements  of  applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         12.      Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by deleting  Section  6.04 in its entirety and replacing it with the following:

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The Company will deliver to the  Purchaser  and any Master  Servicer,  not later than March 1 of each  calendar  year beginning in 2007, an officers’  certificate  acceptable to the Purchaser (an “Annual  Statement of  Compliance”)  stating,  as to each signatory  thereof,  that (i) a review of the  activities of the Company during the preceding  calendar year and of  performance  under this Agreement or other  applicable  servicing  agreement has been made under such officers’  supervision  and (ii) to the best of such officers’  knowledge,  based on such review,  the Company has fulfilled all of its obligations under this Agreement or other applicable servicing  agreement in all material  respects  throughout such year, or, if there has been a failure to fulfill any such obligation in any material  respect,  specifying each such failure known to such officer and the nature and status of cure provisions  thereof.  Such
Annual  Statement of Compliance  shall  contain no  restrictions  or  limitations  on its use that would  prohibit the  Purchaser,  the
Depositor or any Master  Servicer to comply with the Securities  Act, the Exchange Act and the rules and  regulations of the Commission thereunder,  and its  filing  under  such laws and  regulations.  Copies of such  statement  shall be  provided  by the  Company to the
Purchaser upon request and by the Purchaser to any Person  identified as a prospective  purchaser of the Mortgage  Loans.  In the event that the Company has delegated any servicing  responsibilities  with respect to the Mortgage Loans to a Subservicer,  the Company shall deliver an Annual  Statement of Compliance  of the  Subservicer  as described  above as to each  Subservicer  as and when required with respect to the Company.

         (b)      With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer, by March 1 of each calendar year beginning in 2007, an officer of the Company  shall execute and deliver an officer’s  certificate  (an “Annual  Certification”)  to the
Purchaser,  any Master  Servicer and any related  Depositor  for the benefit of each such entity and such entity’s  affiliates  and the officers,  directors  and agents of any such entity and such  entity’s  affiliates,  in the form  attached  hereto as Exhibit L. In the event that the Company has delegated any servicing  responsibilities  with respect to the Mortgage Loans to a Subservicer,  the Company shall deliver an Annual  Certification  of the Subservicer as described above as to each  Subservicer as and when required with respect to the Company.

         (c)      If the Company  cannot deliver the related Annual  Statement of Compliance and Annual  Certification  by March 1st of
such year, the Purchaser,  at its sole option,  may permit a cure period for the Company to deliver such Annual Statement of Compliance and Annual Certification, but in no event later than March 15th of such year.

         (d)      Failure of the Company to timely  comply with this Section  6.04 shall be deemed an Event of Default,  automatically, without notice and without any cure period,  unless  otherwise  agreed to by the Purchaser as set forth in 6.04(c),  and Purchaser may, in  addition to whatever  rights the  Purchaser  may have under  Sections  3.03 and 8.01 and at law or equity or to damages,  including injunctive  relief and specific  performance,  terminate all the rights and  obligations of the Company under this Agreement and in and to the Mortgage  Loans and the proceeds  thereof  without  compensating  the Company for the same,  as provided in Section  9.01.  Such termination  shall be considered  with cause  pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supercede any other provision in this Agreement or any other agreement to the contrary.

         13.      Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by deleting  Section  6.05 in its entirety and replacing it with the following:

         Section 6.05      [Reserved]

         14.      Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the  following new Section
6.07:

         Section 6.07      Assessment of Compliance with Servicing Criteria.

         On and after January 1, 2006,  the Company  shall  service and  administer,  and shall cause each  subservicer  to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

         With  respect to any  Mortgage  Loans that are the  subject of a  Pass-Through  Transfer,  the  Company  shall  deliver to the
Purchaser or its  designee,  any Master  Servicer and any  Depositor on or before March 1 of each  calendar  year  beginning in 2007, a report (an “Assessment of Compliance”)  reasonably  satisfactory to the Purchaser,  any Master Servicer and any Depositor regarding the
Company’s  assessment of  compliance  with the Servicing  Criteria  during the preceding  calendar year as required by Rules 13a-18 and
15d-18 of the Exchange Act and Item 1122 of Regulation AB or as otherwise  reasonably required by the Master Servicer,  which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

         (a)      A statement by such officer of its responsibility for assessing  compliance with the Servicing Criteria applicable to the Company;

         (b)      A statement by such officer that such officer used the  Servicing  Criteria to assess  compliance  with the Servicing
Criteria applicable to the Company;

         (c)      An assessment by such officer of the  Company’s  compliance  with the  applicable  Servicing  Criteria for the period consisting of the preceding calendar year,  including  disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed  securities  transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered public accounting firm has issued an attestation report on the Company’s  Assessment of
Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the Servicing Criteria,  if any, are not applicable to the Company,  which statement shall be based on the activities it performs with respect to  asset-backed  securities  transactions  taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria  specified on a certification  substantially in the form of Exhibit O hereto delivered to the Company concurrently with the execution of this Agreement.

         With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer,  on or before March 1 of each  calendar year  beginning in 2007,  the Company shall furnish to the  Purchaser or its designee,  any Master  Servicer and any Depositor a report
(an  “Attestation  Report”) by a registered  public  accounting firm that attests to, and reports on, the Assessment of Compliance made by the  Company,  as  required  by Rules  13a-18 and 15d-18 of the  Exchange  Act and Item  1122(b) of  Regulation  AB or as  otherwise reasonably  required by the Master  Servicer,  which  Attestation  Report must be made in accordance  with  standards  for  attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         The Company shall cause each  Subservicer,  and each  Subcontractor  determined by the Company pursuant to Section 11.20 to be
“participating  in the servicing  function”  within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser,  any Master
Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Sections 6.07.

         If the Company  cannot  deliver the related  Assessment  of Compliance or  Attestation  Report by March 1st of such year,  the
Purchaser,  at its sole option,  may permit a cure period for the Company to deliver  such  Assessment  of  Compliance  or  Attestation
Report, but in no event later than March 15th of such year.

         Failure of the Company to timely  comply with this  Section 6.07 shall be deemed an Event of Default,  automatically,  without notice and without any cure period,  unless  otherwise agreed to by the Purchaser as described  herein,  and Purchaser may, in addition to  whatever  rights the  Purchaser  may have under  Sections  3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate  all the rights and  obligations  of the Company  under this  Agreement  and in and to the
Mortgage Loans and the proceeds  thereof without  compensating  the Company for the same, as provided in Section 9.01. Such termination shall be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supercede any other  provision in this Agreement or any other agreement to the contrary.

         15.      Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the  following new Section
6.08:

         Section 6.08      Intent of the Parties; Reasonableness.

         The Purchaser and the Company  acknowledge and agree that a purpose of Sections  3.01(p),  (q), (r) and (s), 5.02, 6.04, 6.07,
11.18 and 11.20 of this  Agreement is to facilitate  compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and  regulations of the  Commission.  None of the Purchaser,  any Master Servicer or any Depositor shall exercise its right to request  delivery of information or other  performance  under these provisions other than in good faith, or for purposes other than  compliance  with the Securities  Act, the Exchange Act and the rules and  regulations of the Commission  thereunder.  The Company acknowledges  that  interpretations  of the  requirements of Regulation AB may change over time,  whether due to interpretive  guidance provided by the Commission or its staff,  consensus among participants in the asset-backed  securities  markets,  advice of counsel, or otherwise,  and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of  information  under these provisions on the basis of evolving  interpretations of Regulation AB. In connection with any Pass-Through  Transfer, the Company shall cooperate  fully with the Purchaser to deliver to the Purchaser  (including any of its assignees or designees) and any Depositor, any and all statements,  reports,  certifications,  records and any other information  necessary in the good faith determination of the
Purchaser or any Depositor to permit the Purchaser or such  Depositor to comply with the  provisions  of Regulation  AB,  together with such disclosures relating to the Company, any Subservicer,  any Third-Party  Originator and the Mortgage Loans, or the servicing of the
Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         16.      Article IX of the Agreement is hereby  amended  effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following (new text underlined):

         Then, and in each and every such case, so long as an Event of Default shall not have been remedied,  the Purchaser,  by notice in writing to the Company (except in the case of an Event of Default under clauses (iii),  (iv) or (v) above,  or as otherwise  stated
herein,  in which case,  automatically  and without  notice)  Company may, in addition to whatever  rights the Purchaser may have under
Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive  relief and specific  performance,  terminate all the rights and obligations of the Company (and if the Company is servicing any of the Mortgage Loans in a Pass-Through  Transfer,  appoint a successor servicer  reasonably  acceptable to any Master Servicer for such Pass-Through  Transfer) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same.

         17.      Article IX of the Agreement is hereby  amended  effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

The Company shall  promptly  reimburse the Purchaser (or any designee of the Purchaser,  such as a Master  Servicer) and any Depositor, as applicable,  for all reasonable  expenses incurred by the Purchaser (or such designee) or such Depositor,  as such are incurred,  in connection  with the  termination  of the Company as  servicer  and the  transfer of  servicing  of the  Mortgage  Loans to a successor servicer.  The  provisions  of this  paragraph  shall not limit  whatever  rights the  Purchaser or any  Depositor may have under other provisions of this  Agreement  and/or any  applicable  Reconstitution  Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

         18.      Article XI of the  Agreement is hereby  amended  effective as of the date hereof by  restating  Section  11.18 in its entirety as follows:

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or after the related Closing
Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a
"Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

         (b)      one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

         The  Purchaser  and the Company  agree that in no event shall there be more than three (3)  Reconstitutions  per Mortgage Loan pool.

         The Company  agrees to execute in  connection  with any  agreements  among the  Purchaser,  the  Company,  and any servicer in connection with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement  substantially  in the form of Exhibit D hereto,  or, at Purchaser’s  request,  a seller's  warranties and servicing  agreement or a  participation  and servicing  agreement or similar  agreement in form and substance  reasonably  acceptable to the parties,  and in connection  with a  Pass-Through  Transfer,  a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements referred to herein are designated,  the “Reconstitution  Agreements”).  It is understood that any such  Reconstitution  Agreements will not contain any greater  obligations  on the part of Company than are  contained  in this  Agreement.  Notwithstanding  anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in Exhibit K hereto.

         With respect to each Whole Loan Transfer and each  Pass-Through  Transfer  entered into by the  Purchaser,  the Company agrees
(1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all  reasonable  requests and due diligence procedures;  (2) to  execute,  deliver  and  perform  all  Reconstitution  Agreements  required  by the  Purchaser;  (3) to restate the representations  and  warranties  set  forth  in  this  Agreement  as of the  settlement  or  closing  date  in  connection  with  such
Reconstitution (each, a "Reconstitution Date").

         In addition,  the Company  shall provide to such servicer or issuer,  as the case may be, and any other  participants  in such
Reconstitution:

         (i)      any and all  information  and  appropriate  verification  of  information  which may be  reasonably  available to the
Company,  whether  through  letters of its auditors and counsel  (excluding  that  protected by the  attorney-client  privilege  unless waived) or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

         (ii)     such additional representations,  warranties,  covenants, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

         (iii)    within 5 Business Days after request by the Purchaser,  the  information  with respect to the Company (as originator)
and each  Third-Party  Originator  of the  Mortgage  Loans as required  under Item 1110(a) and (b) of  Regulation  AB, a summary of the requirements  of which has of the date hereof is attached  hereto as Exhibit N for  convenience  of reference  only,  as  determined by
Purchaser in its sole discretion.  If requested by the Purchaser,  this will include  information about the applicable  credit-granting or underwriting criteria;

         (iv)     within 5 Business Days after request by the  Purchaser,  the Company  shall  provide (or, as  applicable,  cause each
Third-Party  Originator  to provide)  Static Pool  Information  with respect to the  mortgage  loans (of a similar type as the Mortgage
Loans, as reasonably  identified by the Purchaser as provided below) originated by (i) the Company,  if the Company is an originator of
Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified  Correspondent),  and/or (ii) each Third-Party  Originator.
Such Static Pool Information  shall be prepared by the Company (or Third-Party  Originator) on the basis of its reasonable,  good faith interpretation of the requirements of Item  1105(a)(1)-(3)  and (c) of Regulation AB. To the extent that there is reasonably  available to the Company (or Third-Party  Originator)  Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information  shall be provided  pursuant to this paragraph.  The content of such Static Pool  Information  may be in the form  customarily  provided by the Company,  and need not be customized for the
Purchaser or any Depositor.  Such Static Pool Information for each vintage  origination year or prior  securitized pool, as applicable, shall be presented in  increments  no less  frequently  than  quarterly  over the life of the  mortgage  loans  included in the vintage origination  year or prior  securitized  pool. The most recent periodic  increment must be as of a date no later than 135 days prior to the date of the  prospectus  or other  offering  document in which the Static Pool  Information  is to be included or  incorporated  by reference.  The Static Pool Information  shall be provided in an electronic  format that provides a permanent record of the information provided,  such as a portable document format (pdf) file, or other such electronic  format reasonably  required by the Purchaser or the
Depositor, as applicable;

         (v)      within 5 Business  Days after  request by the  Purchaser,  information  with respect to the Company (as  servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the  requirements  of which as of the date hereof is attached hereto as
Exhibit N for  convenience  of reference  only, as determined  by Purchaser in its sole  discretion.  In the event that the Company has delegated  any  servicing  responsibilities  with  respect to the  Mortgage  Loans to a  Subservicer,  the  Company  shall  provide the information required pursuant to this clause with respect to the Subservicer;

         (vi)     within 5 Business Days after request by the Purchaser,
                  (a)  information  regarding  any legal  proceedings  pending  (or known to be  contemplated)  against the Company (as originator and as servicer) and each other  originator of the Mortgage Loans and each  Subservicer as required by Item 1117 of
Regulation AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion,

                  (b)  information  regarding  affiliations  with respect to the Company (as originator and as servicer) and each other originator  of the  Mortgage  Loans and each  Subservicer  as  required  by Item  1119(a) of  Regulation  AB, a summary of the requirements  of which as of the date hereof is attached  hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion, and

                  (c) information regarding  relationships and transactions with respect to the Company (as originator and as servicer)
and each other  originator of the Mortgage Loans and each  Subservicer as required by Item 1119(b) and (c) of Regulation AB, a summary of the  requirements  of which as of the date  hereof is attached  hereto as Exhibit N for  convenience  of  reference only, as determined by Purchaser in its sole discretion;

         (vii)    if so requested by the Purchaser, the Company shall provide (or, as applicable,  cause each Third-Party Originator to provide),  at the expense of the  requesting  party (to the extent of any  additional  incremental  expense  associated  with  delivery pursuant to this Agreement),  such statements and agreed-upon  procedures letters of certified public accountants reasonably acceptable to the  Purchaser  or  Depositor,  as  applicable,  pertaining  to Static  Pool  Information  relating to prior  securitized  pools for securitizations  closed on or after  January  1, 2006 or, in the case of Static  Pool  Information  with  respect to the  Company’s  or
Third-Party  Originator’s  originations or purchases,  to calendar months commencing  January 1, 2006, or to any financial  information included in any other disclosure provided under this Section 11.18, as the Purchaser or such Depositor shall reasonably  request.  Such statements  and  letters  shall be  addressed  to and be for the  benefit of such  parties as the  Purchaser  or such  Depositor  shall designate,  which may include,  by way of example,  any Sponsor,  any Depositor and any broker dealer acting as underwriter,  placement agent or initial  purchaser  with respect to a  Pass-Through  Transfer.  Any such  statement or letter may take the form of a standard, generally applicable document  accompanied by a reliance letter authorizing  reliance by the addressees  designated by the Purchaser or such Depositor;

         (viii)  For the  purpose  of  satisfying  the  reporting  obligation  under  the  Exchange  Act with  respect  to any class of asset-backed  securities,  the  Company  shall (or shall  cause each  Subservicer  and  Third-Party  Originator  to) (i) within two (2)
Business Days of the event described  below,  provide notice to the Purchaser,  any Master Servicer and any Depositor in writing of (A)
any material  litigation or governmental  proceedings  involving the Company,  any Subservicer or any Third-Party  Originator,  (B) any
affiliations or relationships that develop following the closing date of a Pass-Through  Transfer between the Company,  any Subservicer or any  Third-Party  Originator and any of the parties  specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting  party) with respect to such  Pass-Through  Transfer,  (C) any Event of Default under the terms of this Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation or sale of substantially  all of the assets of the
Company,  and (E) the  Company’s  entry into an agreement  with a  Subservicer  to perform or assist in the  performance  of any of the
Company’s obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the Purchaser,  any Master Servicer and any Depositor a description of such proceedings, affiliations or relationships;

         All notification pursuant to this Section 11.18 (viii)(B) should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 11.18 (viii)(A) should be sent to:

         EMC Mortgage Corporation
         Two Mac Arthur Ridge
         909 Hidden Ridge Drive, Suite 200
         Irving, TX 75038
         Attention:  Associate General Counsel for Loan Administration
         Facsimile:  (972) 831-2555

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         (ix) As a condition to the succession to the Company or any  Subservicer  as servicer or  subservicer  under this Agreement or any  Reconstitution  Agreement  by any Person (i) into which the Company or such  Subservicer  may be merged or  consolidated,  or (ii)
which may be appointed as a successor to the Company or any  Subservicer  (unless such  successor has been  appointed by the Purchaser, any Master Servicer or any Depositor),  the Company shall provide to the Purchaser,  any Master Servicer,  and any Depositor,  at least
15 calendar days prior to the effective date of such succession or  appointment,  (x) written notice to the Purchaser and any Depositor of such  succession or  appointment  and (y) in writing and in form and  substance  reasonably  satisfactory  to the Purchaser and such
Depositor,  all  information  reasonably  requested by the Purchaser or any Depositor in order to comply with its reporting  obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (x) In addition to such  information  as the Company,  as servicer,  is obligated to provide  pursuant to other  provisions of this  Agreement,  not later than ten days prior to the  deadline for the filing of any  distribution  report on Form 10-D in respect of any  Pass-Through  Transfer that includes any of the Mortgage  Loans  serviced by the Company or any  Subservicer,  the Company or such
Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party responsible for filing such report (including,  if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all  information,  data, and materials  related  thereto as may be required to be included in the related  distribution  report on Form
10-D (as specified in the provisions of Regulation AB referenced below):

                           (A)      any material modifications,  extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (B)      material  breaches of pool asset  representations  or warranties  or  transaction  covenants  (Item
         1121(a)(12) of Regulation AB); and

                           (C)      information  regarding new asset-backed  securities  issuances backed by the same pool assets,  any pool asset changes (such as, additions,  substitutions or repurchases), and any material changes in origination,  underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

         (xi) The Company shall  provide,  as requested,  to the  Purchaser,  any Master  Servicer and any  Depositor,  evidence of the authorization  of the person  signing any  certification  or statement,  copies or other evidence of Fidelity Bond Insurance and Errors and  Omission  Insurance  policy,  financial  information  and  reports,  and such  other  information  related  to the  Company or any
Subservicer or the Company or such Subservicer’s performance hereunder.

         In the event of a conflict or  inconsistency  between the terms of Exhibit N and the text of the applicable Item of Regulation
AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

         (xii)    If so requested  by the  Purchaser  or any  Depositor  on any date,  the Company  shall,  within five  Business  Days following such request,  confirm in writing the accuracy of the  representations  and  warranties set forth in Section  3.01(p) of this
Agreement or, if any such  representation  and warranty is not accurate as of the date of such  request,  provide  reasonably  adequate disclosure of the pertinent facts, in writing, to the requesting party.

         The Company shall indemnify the Purchaser,  each affiliate of the Purchaser,  and each of the following parties  participating in a Pass-Through  Transfer:  each sponsor and issuing entity;  each Person  (including,  but not limited to, any Master  Servicer,  if applicable)  responsible for the  preparation,  execution or filing of any report required to be filed with the Commission with respect to such  Pass-Through  Transfer,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange
Act with respect to such Pass-Through Transfer;  each broker dealer acting as underwriter,  placement agent or initial purchaser,  each
Person who controls  any of such parties or the  Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of
the Exchange  Act);  and the  respective  present and former  directors,  officers,  employees,  agents and  affiliates  of each of the foregoing  and of the  Depositor  (each,  an  “Indemnified  Party”),  and shall hold each of them harmless from and against any claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

         (i)(A)  any  untrue  statement  of a  material  fact  contained  or  alleged  to be  contained  in  any  information,  report, certification,  data,  accountants’  letter or other  material  provided  under this Section  11.18 by or on behalf of the Company,  or provided under this Section 11.18 by or on behalf of any  Subservicer,  Subcontractor  or  Third-Party  Originator  (collectively,  the
“Company  Information”),  or (B) the omission or alleged  omission to state in the Company  Information  a material fact required to be stated in the Company  Information or necessary in order to make the statements  therein, in the light of the circumstances under which they were made, not misleading;  provided,  by way of  clarification,  that clause (B) of this paragraph  shall be construed  solely by reference  to the  Company  Information  and not to any  other  information  communicated  in  connection  with a sale or  purchase  of securities,  without regard to whether the Company  Information or any portion  thereof is presented  together with or separately  from such other information;

         (ii) any breach by the  Company of its  obligations  under this  Section  11.18,  including  particularly  any  failure by the
Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party  Originator  to deliver any  information,  report,  certification, accountants’  letter or other material when and as required under this Section 11.18,  including any failure by the Company to identify pursuant to Section 11.20 any  Subcontractor  “participating  in the servicing  function” within the meaning of Item 1122 of Regulation
AB;

         (iii) any breach by the Company of a representation or warranty set forth in Section 3.01 or in a writing  furnished  pursuant to Section  3.01(q)  and made as of a date prior to the  closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not cured by such  closing  date,  or any breach by the  Company  of a  representation  or  warranty  in a writing  furnished pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or

         (iv)     the gross negligence, bad faith or willful misconduct of the Company in connection with its performance under this
Section 11.18;

provided,  however,  that the Purchaser shall indemnify the Company and its present and former directors,  officers,  and employees and hold each of them harmless from and against any claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain from any untrue  statement or alleged untrue  statement of a material  fact or the omission or alleged  omission to state a material  fact  required to be stated in order to make the  statements  therein,  in the light of the  circumstances  under  which  they were  made,  not  misleading,  contained  in any prospectus or prospectus supplement containing Company Information not arising out of or based upon the Company Information.

                  If the  indemnification  provided for herein is unavailable or  insufficient  to hold harmless an Indemnified  Party, then the Company  agrees that it shall  contribute to the amount paid or payable by such  Indemnified  Party as a result of any claims, losses,  damages or liabilities  incurred by such Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

                  In the case of any failure of performance  described above, the Company shall promptly  reimburse the Purchaser,  any
Depositor,  as applicable,  and each Person  responsible  for the  preparation,  execution or filing of any report required to be filed with the Commission  with respect to such  Pass-Through  Transfer,  or for execution of a  certification  pursuant to Rule 13a-14(d) or
Rule  15d-14(d)  under the Exchange Act with respect to such  Pass-Through  Transfer,  for all costs  reasonably  incurred by each such party in order to obtain the information,  report,  certification,  accountants’  letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

         This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

         All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance with the terms of, this  Agreement  and the related Term Sheet,  and with respect  thereto  this  Agreement  and the related Term Sheet shall remain in full force and effect.

         The Purchaser  agrees to reimburse  the Company for its  reasonable  out-of-pocket  expenses  incurred in connection  with any
Reconstitution  hereunder;  provided,  however, such amount shall not exceed $5,000 and shall be remitted by the Purchaser upon written request from the Company which shall be accompanied  with receipts or bills detailing such expenses;  provided,  further,  in the event that such amount  exceeds  $5,000,  the Purchaser  shall  reimburse  the Company if the Purchaser  approves in writing of such expenses prior to when incurred by the Company.

         19.      Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the  following new Section
11.20:

         Section 11.20. Use of Subservicers and Subcontractors.

         (a)      The Company shall not hire or otherwise  utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer  under this  Agreement or any  Reconstitution  Agreement  unless the Company  complies  with the  provisions of paragraph  (b) of this  Section.  The Company  shall not hire or  otherwise  utilize the services of any  Subcontractor,  and shall not permit any  Subservicer  to hire or  otherwise  utilize the services of any  Subcontractor,  to fulfill any of the  obligations  of the
Company as servicer under this Agreement or any  Reconstitution  Agreement unless the Company complies with the provisions of paragraph
(d) of this Section.

         (b)      The Company shall cause any Subservicer  used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the  provisions  of this Section and with  Sections  3.01(p),  3.01(s),  6.04,  6.07 and 11.18 of this
Agreement to the same extent as if such  Subservicer  were the Company,  and to provide the  information  required with respect to such
Subservicer  under  Section  3.01(r) of this  Agreement.  The Company shall be  responsible  for obtaining  from each  Subservicer  and delivering to the  Purchaser,  any Master  Servicer and any Depositor  any Annual  Statement of Compliance  required to be delivered by such  Subservicer  under Section  6.04(a),  any  Assessment  of  Compliance  and  Attestation  Report  required to be delivered by such
Subservicer under Section 6.07 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

         (c)      The Company  shall  promptly upon request  provide to the  Purchaser,  any Master  Servicer and any Depositor (or any
designee of the Depositor,  such as an administrator) a written description (in form and substance  satisfactory to the Purchaser,  any
Master  Servicer  and such  Depositor)  of the role and  function of each  Subcontractor  utilized  by the Company or any  Subservicer, specifying  (i) the  identity  of each  such  Subcontractor,  (ii)  which (if any) of such  Subcontractors  are  “participating  in the servicing  function”  within the meaning of Item 1122 of  Regulation  AB, and (iii) which  elements of the  Servicing  Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any Subcontractor  determined to be  “participating  in the servicing  function”
within the  meaning of Item 1122 of  Regulation  AB, the  Company  shall  cause any such  Subcontractor  used by the Company (or by any
Subservicer)  for the benefit of the  Purchaser  and any  Depositor to comply with the  provisions  of Sections  6.07 and 11.18 of this
Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for  obtaining  from each
Subcontractor  and  delivering to the Purchaser and any Depositor any  Assessment of Compliance  and  Attestation  Report and the other certificates  required to be  delivered  by such  Subservicer  and such  Subcontractor  under  Section  6.07,  in each case as and when required to be delivered.

         20.      Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the  following new Section
11.21:

         Section 11.21. Third Party Beneficiary.

         For purposes of this  Agreement, each  Master  Servicer  shall be  considered  a third party  beneficiary  to this  Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

         21.      The  Agreement is hereby  amended as of the date hereof by deleting  Exhibit E in its entirety and  replacing it with the following:

                                                                   EXHIBIT E

                                                       REPORTING DATA FOR MONTHLY REPORT

                                             Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

         22.      The Agreement is hereby amended as of the date hereof by adding the following new Exhibit F:

                                                                   EXHIBIT F

                                                       REPORTING DATA FOR DEFAULTED LOANS

                                               Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o        ASUM-       Approved Assumption
o        BAP-        Borrower Assistance Program
o        CO-         Charge Off
o        DIL-        Deed-in-Lieu
o        FFA-        Formal Forbearance Agreement
o        MOD-        Loan Modification
o        PRE-        Pre-Sale
o        SS-         Short Sale
o        MISC-       Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o        Mortgagor
o        Tenant
o        Unknown
o        Vacant

The Property Condition field should show the last reported condition of the property as follows:
o        Damaged
o        Excellent
o        Fair
o        Gone
o        Good
o        Poor
o        Special Hazard
o        Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                                62             Veteran’s Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                                63             Veteran’s Affairs-Refund
                      ------------------------ -------------------------------------------------------
                                64             Veteran’s Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

         23.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit K:

                                                                   EXHIBIT K

                                                      COMPANY’S OBLIGATIONS IN CONNECTION
                                                             WITH A RECONSTITUTION

         •        The  Company  shall  (i)  possess  the  ability  to  service  to  a  securitization  documents;  (ii)  service  on  a
“Scheduled/Scheduled”  reporting  basis  (advancing  through the  liquidation of an REO  Property),  (iii) make  compensating  interest payments on payoffs and  curtailments  and (iv) remit and report to a Master  Servicer in format  acceptable to such Master Servicer by the 10th calendar day of each month.

         •        The Company shall provide an acceptable  annual  certification  (officer’s  certificate)  to the Master  Servicer (as required by the Sarbanes-Oxley  Act of 2002) as well as any other annual  certifications  required under the  securitization  documents
(i.e. the annual statement as to compliance/annual  independent  certified public accountants’  servicing report due by March 1 of each year).

         •        The  Company  shall allow for the  Purchaser,  the Master  Servicer or their  designee to perform a review of audited financials and net worth of the Company.

         •        The Company shall provide a Uniform Single Attestation Program  certificate and Management  Assertion as requested by the Master Servicer or the Purchaser.

         •        The  Company  shall  provide  information  on each  Custodial  Account as  requested  by the Master  Servicer  or the
Purchaser,  and each  Custodial  Accounts  shall  comply with the  requirements  for such  accounts as set forth in the  securitization documents.

         •        The Company shall maintain its servicing system in accordance with the requirements of the Master Servicer.

         24.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit L:

                                                                   EXHIBIT L

                                                         FORM OF COMPANY CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

         I,  ____________________________,  the  _______________________  of  [NAME  OF  COMPANY]  (the  “Company”),  certify  to  [the
Purchaser],  [the Depositor],  and the [Master Servicer] [Securities  Administrator]  [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

                  I have reviewed the servicer compliance  statement of the Company provided in accordance with Item 1123 of Regulation
         AB (the “Compliance  Statement”),  the report on assessment of the Company’s  compliance with the servicing criteria set forth in Item  1122(d) of  Regulation  AB (the  “Servicing  Criteria”),  provided in  accordance  with Rules 13a-18 and 15d-18 under
         Securities  Exchange  Act of  1934,  as  amended  (the  “Exchange  Act”)  and  Item  1122 of  Regulation  AB  (the  “Servicing
         Assessment”),  the registered public accounting firm’s  attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”),  and all servicing reports,  officer’s certificates  and other  information  relating to the servicing of the Mortgage  Loans by the Company  during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities  Administrator]  [Trustee] pursuant to the Agreement
         (collectively, the “Company Servicing Information”);

                  Based on my knowledge, the Company Servicing Information,  taken as a whole, does not contain any untrue statement of a material  fact or omit to state a material fact  necessary to make the  statements  made, in the light of the  circumstances under which such  statements  were made,  not misleading  with respect to the period of time covered by the Company  Servicing
         Information;

                  Based on my  knowledge,  all of the Company  Servicing  Information  required to be provided by the Company under the
         Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

                  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement,  and based on my knowledge  and the  compliance  review  conducted  in preparing  the  Compliance  Statement  and except as disclosed in the
         Compliance  Statement,  the Servicing  Assessment or the Attestation  Report,  the Company has fulfilled its obligations under the Agreement in all material respects; and

The  Compliance  Statement  required to be  delivered by the Company  pursuant to this  Agreement,  and the  Servicing  Assessment  and
Attestation  Report  required to be provided by the Company and by any Subservicer and  Subcontractor  pursuant to the Agreement,  have been  provided to the  [Depositor]  [Master  Servicer].  Any material  instances of  noncompliance  described in such reports have been disclosed to the [Depositor]  [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

         25.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit M:

                                                               EXHIBIT M

                                                       SUMMARY OF REGULATION AB
                                                          SERVICING CRITERIA

NOTE: This Exhibit M is provided for convenience of reference  only. In the event of a conflict or  inconsistency  between the terms of this Exhibit M and the text of Regulation  AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1122(d)

(i)      General servicing considerations.

(A)      Policies and procedures are instituted to monitor any  performance or other triggers and events of default in accordance  with the transaction agreements.

(B)      If any material  servicing  activities are outsourced to third parties,  policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

(C)      Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

(D)      A fidelity bond and errors and omissions policy is in effect on the party  participating in the servicing function  throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(ii)     Cash collection and administration.

(A)      Payments on mortgage loans are deposited into the  appropriate  custodial bank accounts and related bank clearing  accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

(B)      Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(C)      Advances of funds or guarantees  regarding  collections,  cash flows or distributions,  and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

(D)      The  related  accounts  for  the  transaction,   such  as  cash  reserve  accounts  or  accounts  established  as  a  form  of overcollateralization,  are  separately  maintained  (e.g.,  with  respect  to  commingling  of cash) as set  forth in the  transaction agreements.

(E)      Each  custodial  account  is  maintained  at a  federally  insured  depository  institution  as set  forth in the  transaction agreements.  For  purposes  of this  criterion,  “federally  insured  depository  institution”  with  respect  to a  foreign  financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(F)      Unissued checks are safeguarded so as to prevent unauthorized access.

(G)      Reconciliations  are prepared on a monthly basis for all asset-backed  securities related bank accounts,  including  custodial accounts and related bank clearing accounts.  These  reconciliations are (A) mathematically  accurate;  (B) prepared within 30 calendar days after the bank  statement  cutoff date, or such other number of days  specified in the  transaction  agreements;  (C) reviewed and approved by someone other than the person who prepared the  reconciliation;  and (D) contain  explanations for reconciling items. These reconciling  items are resolved  within 90 calendar days of their  original  identification,  or such other number of days specified in the transaction agreements.

(iii)    Investor remittances and reporting.

(A)      Reports to investors,  including  those to be filed with the  Commission,  are maintained in accordance  with the  transaction agreements  and applicable  Commission  requirements.  Specifically,  such reports (A) are prepared in accordance  with  timeframes and other terms set forth in the transaction  agreements;  (B) provide information calculated in accordance with the terms specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and regulations;  and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(B)      Amounts due to investors are allocated and remitted in accordance with timeframes,  distribution  priority and other terms set forth in the transaction agreements.

(C)      Disbursements  made to an investor are posted  within two business  days to the  Servicer’s  investor  records,  or such other number of days specified in the transaction agreements.

(D)      Amounts remitted to investors per the investor  reports agree with cancelled  checks,  or other form of payment,  or custodial bank statements.

(iv)     Mortgage Loan administration.

(A)      Collateral  or security on mortgage  loans is maintained as required by the  transaction  agreements or related  mortgage loan documents.

(B)      Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(C)      Any additions,  removals or substitutions to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(D)      Payments on mortgage loans,  including any payoffs,  made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records  maintained no more than two business days after receipt,  or such other number of days specified in the transaction  agreements,  and allocated to principal,  interest or other items (e.g.,  escrow) in accordance with the related  mortgage loan documents.

(E)      The Servicer’s  records  regarding the mortgage loans agree with the  Servicer’s  records with respect to an obligor’s  unpaid principal balance.

(F)      Changes with respect to the terms or status of an obligor’s  mortgage loans (e.g., loan  modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

(G)      Loss mitigation or recovery actions (e.g.,  forbearance  plans,  modifications and deeds in lieu of foreclosure,  foreclosures and  repossessions,  as applicable)  are  initiated,  conducted and concluded in accordance  with the timeframes or other  requirements established by the transaction agreements.

(H)      Records  documenting  collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction  agreements.  Such records are maintained on at least a monthly basis,  or such other period  specified in the  transaction agreements,  and describe the entity’s activities in monitoring delinquent mortgage loans including,  for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(I)      Adjustments  to interest  rates or rates of return for mortgage  loans with variable  rates are computed  based on the related mortgage loan documents.

(J)      Regarding any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction  agreements;  (B)
interest on such funds is paid, or credited,  to obligors in accordance  with  applicable  mortgage loan  documents and state laws; and
(C) such funds are returned to the obligor  within 30 calendar  days of full  repayment of the related  mortgage  loans,  or such other number of days specified in the transaction agreements.

(K)      Payments  made on behalf of an  obligor  (such as tax or  insurance  payments)  are made on or before the  related  penalty or expiration dates, as indicated on the appropriate  bills or notices for such payments,  provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

(L)      Any late payment  penalties  in  connection  with any payment to be made on behalf of an obligor are paid from the  Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

(M)      Disbursements  made on behalf of an obligor are posted  within two business days to the  obligor’s  records  maintained by the
Servicer, or such other number of days specified in the transaction agreements.

(N)      Delinquencies,  charge-offs  and  uncollectable  accounts are  recognized  and  recorded in  accordance  with the  transaction agreements.

(O)      Any external  enhancement  or other  support,  identified in Item  1114(a)(1)  through (3) or Item 1115 of  Regulation AB,  is maintained as set forth in the transaction agreements.

         26.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit N:

                                                               EXHIBIT N

                                           SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE: This Exhibit N is provided for convenience of reference  only. In the event of a conflict or  inconsistency  between the terms of this Exhibit N and the text of Regulation  AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

         -Provide  static pool  information  with respect to mortgage loans that were  originated or purchased by the Company and which are of the same type as the Mortgage Loans.

         -Provide static pool information  regarding  delinquencies,  cumulative  losses and prepayments for prior securitized pools of the Company.

         -If the Company has less than 3 years  experience  securitizing  assets of the same type as the  Mortgage  Loans,  provide the static pool  information by vintage  origination  years  regarding  loans  originated or purchased by the Company,  instead of by prior securitized pool. A vintage origination year represents mortgage loans originated during the same year.

         -Such  static pool  information  shall be for the prior five years,  or for so long as the  Company  has been  originating  or purchasing (in the case of data by vintage  origination  year) or securitizing  (in the case of data by prior  securitized  pools) such mortgage loans if for less than five years.

         -The static pool information for each vintage  origination year or prior securitized  pool, as applicable,  shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

         -Provide summary  information for the original  characteristics  of the prior securitized pools or vintage  origination years, as applicable and material,  including:  number of pool assets, original pool balance,  weighted average initial loan balance, weighted average  mortgage rate,  weighted  average and minimum and maximum FICO,  product type, loan purpose,  weighted average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

         Provide the following  information with respect to each servicer that will service,  including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -a description of the Company’s form of organization;

         -a description of how long the Company has been servicing  residential  mortgage loans; a general  discussion of the Company’s experience in servicing  assets of any type as well as a more detailed  discussion of the Company’s  experience  in, and procedures for the  servicing  function it will perform  under this  Agreement  and any  Reconstitution  Agreements;  information  regarding the size, composition  and growth of the  Company’s  portfolio of mortgage  loans of the type similar to the Mortgage  Loans and  information  on factors  related  to the  Company  that may be  material  to any  analysis  of the  servicing  of the  Mortgage  Loans  or the  related asset-backed securities,  as applicable,  including whether any default or servicing related performance trigger has occurred as to any other  securitization due to any act or failure to act of the Company,  whether any material  noncompliance  with applicable  servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

         -a  description  of any material  changes to the Company’s  policies or  procedures in the servicing  function it will perform under this  Agreement and any  Reconstitution  Agreements  for mortgage loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding the Company’s  financial  condition to the extent that there is a material risk that the effect on one or more  aspects  of  servicing  resulting  from such  financial  condition  could  have a material  impact on the  performance  of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved  in  servicing  loans of the same type as the  Mortgage  Loans,  and the  Company’s processes and procedures designed to address such factors;

         -statistical  information  regarding  principal  and  interest  advances  made by the  Company on the  Mortgage  Loans and the
Company’s overall servicing portfolio for the past three years; and

         -the Company’s process for handling  delinquencies,  losses,  bankruptcies and recoveries,  such as through liquidation of REO
Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

         -Identify any originator or group of affiliated originators that originated,  or is expected to originate,  10% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer.

Item 1110(b)

         Provide the following  information with respect to any originator or group of affiliated  originators  that originated,  or is expected to originate, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -the Company’s form of organization; and

         -a  description  of the Company’s  origination  program and how long the Company has been engaged in  originating  residential mortgage  loans,  which  description  must include a discussion of the Company’s  experience in originating  mortgage loans of the same type as the Mortgage  Loans and  information  regarding  the size and  composition  of the Company’s  origination  portfolio as well as information  that may be material to an analysis of the performance of the Mortgage  Loans,  such as the Company’s  credit-granting  or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

         -describe any legal  proceedings  pending against the Company or against any of its property,  including any proceedings known to be  contemplated  by  governmental  authorities,  that may be material to the holders of the securities  issued in the  Pass-Through
Transfer.

Item 1119(a)

         -describe  any  affiliations  of the Company,  each other  originator  of the  Mortgage  Loans and each  Subservicer  with the sponsor,  depositor,  issuing entity,  trustee, any originator,  any other servicer,  any significant  obligor,  enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding  entered into outside of the ordinary course of business or on terms other than those obtained in an arm’s length  transaction with an unrelated third party,  apart from the  Pass-Through  Transfer,  between the Company,  each other  originator of the Mortgage  Loans and each  Subservicer,  or their respective  affiliates,  and the sponsor,  depositor or issuing entity or their  respective  affiliates,  that exists  currently or has existed  during  the past two  years,  that may be  material  to the  understanding  of an  investor  in the  securities  issued in the
Pass-Through Transfer.

Item 1119(c)

         -describe  any business  relationship,  agreement,  arrangement,  transaction  or  understanding  involving or relating to the
Mortgage  Loans or the  Pass-Through  Transfer,  including  the material  terms and  approximate  dollar amount  involved,  between the
Company, each other originator of the Mortgage Loans and each Subservicer,  or their respective  affiliates and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

         27.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit O:

                                                               EXHIBIT O

                                    SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment  of compliance  to be delivered by [the  Company]  [Name of  Subservicer]  shall  address,  at a minimum,  the criteria identified as below as “Applicable Servicing Criteria”:

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer’s investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             X
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer’s records regarding the mortgage loans agree with the              X
                        Servicer’s records with respect to an obligor’s unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's                     X
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        ---------------------------------------------------------------------

----------------------- --------------------------------------------------------------------- -----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:      _________________________
                                                     Name:
                                                     Title:

         28.      The Agreement is hereby amended as of the date hereof by adding the following new Exhibit P:

                                                                   EXHIBIT P

                                                  REPORTING DATA FOR REALIZED LOSSES AND GAINS

                                     Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.
         The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                           The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                   *  For escrow advances - complete payment history

                      (to calculate advances from last positive escrow balance forward)

                  *  Other expenses -  copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

                  *  Unusual or extraordinary items may require further documentation.

         13.      The total of lines 1 through 12.

         Credits:

         14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

                     Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov't guarantee

                  *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The total derived from  subtracting  line 22 from 13. If the amount  represents a realized  gain,  show the amount in
                  parenthesis (   ).

                                              Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If “Yes”, provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                 $ ________________(1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                               $ ________________(13)
         Credits:
         (14) Escrow Balance                                                   $ ________________(14)
         (15) HIP Refund                                                         ________________(15)
         (16) Rental Receipts                                                    ________________(16)
         (17) Hazard Loss Proceeds                                               ________________(17)
         (18) Primary Mortgage Insurance / Gov’t Insurance              ________________(18a) HUD Part A
                                                                                 ________________(18b) HUD Part B
         (19) Pool Insurance Proceeds                                            ________________(19)
         (20) Proceeds from Sale of Acquired Property                            ________________(20)
         (21) Other (itemize)                                                    ________________(21)
              _________________________________________                          ________________(21)

              Total Credits                                                    $ ________________(22)
         Total Realized Loss (or Amount of Gain)                               $ ________________(23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

         29.      The Agreement is hereby amended as of the date hereof by adding the following new Exhibit Q:

                                                                   EXHIBIT Q

                                                        Delinquency Recognition Policies
                                           [To be provided by EMC and mutually agreed by the parties]

         30.      Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

         31.      This  Amendment may be executed by one or more of the parties  hereto on any number of separate  counterparts  and of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                                       [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF,  the following parties have caused their names to be signed hereto by their respective  officers thereunto duly authorized as of the day and year first above written.
                                                              EMC MORTGAGE CORPORATION,
                                                                       as Purchaser

                                                              By:
                                                              Name:
                                                              Title:

                                                              MID AMERICA BANK, FSB,
                                                                       as Company

                                                              By:      ____________________
                                                              Name:
                                                              Title:

                                                                                                                       EXHIBIT H-10

                               MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

                                             dated as of  April 26, 2001

                                                     between

                                         EMC Mortgage Corporation Purchaser

                                                     and

                                          CENDANT MORTGAGE CORPORATION and

                                 BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST
                             (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)
                                                   Sellers

                                                      Schedules
A.       Mortgage Loan Schedule
B.       Content of Mortgage File
     B-1 Purchaser's Mortgage File
     B-2 Servicer's Mortgage File

C.       Cendant Guidelines and Restrictions

                                                   Exhibits

Exhibit 2.05      Form of Assignment, Assumption and Recognition Agreement
Exhibit 5.03(a)   Report P-4DL
Exhibit 5.03(b)   Report S-5L2
Exhibit 5.03(c)   Form of Notice of Foreclosure
Exhibit 5.04-1    Form of Collection Account Certification
Exhibit 5.04-2    Form of Collection Account Letter Agreement
Exhibit 5.06-1    Form of Escrow Account Certification
Exhibit 5.06-2    Form of Escrow Account Letter Agreement
Exhibit 6.02(a)   Report P-139 -- Monthly Statement of Mortgage Accounts
Exhibit 6.02(b)   Report S-50Y -- Private Pool Detail Report
Exhibit 6.02(c)   Report S-213 -- Summary of Curtailments Made Remittance Report
Exhibit 6.02(d)   Report S-214 -- Summary of Paid in Full Remittance Report
Exhibit 6.02(e)   Report S-215 -- Consolidation of Remittance Report
Exhibit 6.02(f)   Report T-62C -- Monthly Accounting Report
Exhibit 6.02(g)   Report T-62E -- Liquidation Report
Exhibit 8.01      Report P-195  Delinquency Report
Exhibit 9         Term Sheet
Exhibit 10        Additional Collateral Assignment and Servicing Agreement

                               MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

         This Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of April 26, 2001, is entered into between  EMC Mortgage Corporation, as the Purchaser ("Purchaser"), Cendant Mortgage
Corporation ("Cendant Mortgage") and Bishop's Gate Residential Mortgage Trust (formerly known as Cendant
Residential Mortgage Trust) (the "Trust," together with Cendant Mortgage, the "Sellers" and individually, each a "Seller"), as the Sellers.

                                               PRELIMINARY STATEMENT

1.  Cendant Mortgage is engaged in the business, inter alia, of making loans to individuals, the repayment of which is secured by a first lien mortgage on such individuals' residences (each, a
"Mortgage Loan"). The Trust is engaged in the business of purchasing such Mortgage Loans from Cendant
Mortgage and selling same to investors.

2.  Purchaser is engaged in the business, inter alia, of purchasing Mortgage Loans for its own account.

3.  Cendant Mortgage has established certain terms, conditions and loan programs, as described in
Cendant Mortgage's Program and Underwriting Guidelines (the "Cendant Guide") and Purchaser is willing to purchase Mortgage Loans that comply with the terms of such terms, conditions and loan programs. The applicable provisions of the Cendant Guide are attached hereto as Schedule C.

4.       Purchaser and Sellers desire to establish a flow program whereby Cendant Mortgage will make Mortgage Loans which meet the applicable provisions of the  Cendant Guide, and Purchaser will, on a regular basis, purchase such Mortgage Loans from Cendant Mortgage or the Trust, as applicable, provided the parties agree on the price, date and other conditions or considerations as set forth in this
Agreement.

5. Purchaser and  Sellers wish to prescribe the terms and manner of purchase by the Purchaser and sale by the Sellers of the Mortgage Loans, and the management and servicing of the Mortgage Loans by Cendant
Mortgage, as the Servicer (the "Servicer"), in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Purchaser and the
Sellers agree as follows:

ARTICLE I:  DEFINITIONS

Section 1.01    Defined Terms.

         Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

         "Acceptable Servicing Procedures:  The procedures, including prudent collection and loan administration procedures, and the standard of care (I) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in he jurisdictions in which the related
Mortgage Properties are located and (ii) in accordance with FNMA Guide, subject to any variances negotiated with FNMA and subject to the express provisions of this Agreement.  Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

         "Affiliate":  When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

         "Agreement":  This Mortgage Loan Flow Purchase, Sale & Servicing Agreement between the
Purchaser and the Sellers.

         "ALTA":  The American Land Title Association or any successor thereto..

         "Appraised Value":  With respect to any Mortgaged Property, the lesser of:  (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC; or
(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided that, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged
Property shall be based solely upon the value determined by an appraisal made for the originator of such
Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

         "ARM Loan":  An "adjustable rate" Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

         "Assignment":  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related
Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         "Bankruptcy Code":  The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

         "Business Day":  Any day other than (i) a Saturday or Sunday, or (ii) a day on which the
Federal Reserve is closed.

         "Buydown Mortgage Loan":  Any Mortgage Loan in respect of which, pursuant to a buydown agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the diference between the payments required under such buydown agreement and the Mortgage Note is provided from buydown funds.

         "Cendant Guide":  As defined in paragraph 3 of the Preliminary Statement to this Agreement.

         "Closing Documents":  With respect to the initial Funding Date, the following documents:

(A)      two counterparts to this Agreement

(B)      the final Mortgage Loan Schedule for the related Transaction

(C)       the related Term Sheet

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Collection Account":  The separate trust account or accounts created and maintained pursuant to Section 5.04 which shall be an Eligible Account and which shall be entitled "Cendant Mortgage
Corporation, as servicer and custodian for the Purchaser of Mortgage Loans under the Mortgage Loan Flow
Purchase, Sale & Servicing Agreement, dated as of April 26, 2001 ."

         "Condemnation Proceeds": All awards or settlements in respect of a taking of an entire
Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

          "Credit Documents": Those documents, comprising part of the Mortgage File, required of the
Mortgagor, as described in Section 2 (Specific Loan Program Guidelines) of the Guide.

"Cut Off Date": The first day of the month in which the related Funding Date occurs.

         "Defective Mortgage Loan":  As defined in Section 3.04(3).

         "Determination Date":  The 15th day of each calendar month, commencing on the 15th day of the month following the Funding Date, or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         "Due Date":  With respect to any Mortgage Loan, the day of the month on which each Monthly
Payment is due thereon, exclusive of any days of grace.

         "Eligible Account":  One or more accounts (i) that are maintained with a depository institution the long-term unsecured debt obligations of which have been rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, (ii) that are trust accounts with any depository institution held by the depository institution in its capacity as a corporate trustee, or
(iii) the deposits in which are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Purchaser has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained.  In addition, solely with respect to Mortgage Loans which are not part of a securitization, "Eligible Account" shall include any accounts that meet the standards established from time to time by FNMA for eligible custodial depositories.

         "Environmental Assessment":  A "Phase I" environmental assessment of a Mortgaged Property prepared by an Independent Person who regularly conducts environmental assessments and who has any necessary license(s) required by applicable law and has five years experience in conducting environmental assessments.

         "Environmental Conditions Precedent to Foreclosure":  As defined in Section 5.15(v).

         "Environmental Laws":  All federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

         "Escrow Account":  The separate trust account or accounts created and maintained pursuant to
Section 5.06 which shall be an eligible account which shall be entitled "Cendant Mortgage Corporation, as servicer and custodian for the Purchaser under the Mortgage Loan Flow Purchase, Sale & and Servicing
Agreement, dated as of April 26, 2001 (as amended), and various mortgagors."

         "Escrow Payments":  The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         "Event of Default":  Any one of the conditions or circumstances enumerated in Section 10.01.

         "FDIC":  The Federal Deposit Insurance Corporation or any successor organization.

         "FHLMC":  The Federal Home Loan Mortgage Corporation (also known as Freddie Mac) or any successor organization.

         "FHLMC Servicing Guide":  The FHLMC/Freddie Mac Sellers' and Servicers' Guide in effect on and after the Funding Date.

         "Fidelity Bond":  A fidelity bond to be maintained by the Servicer pursuant to Section 5.12.

         "FNMA":  The Federal National Mortgage Association (also known as Fannie Mae) or any successor organization.

         "FNMA Guide":  The FNMA/Fannie Mae Selling Guide and the Servicing Guide, collectively, in effect on and after the Funding Date.

         "Funding Date": Each date  that Purchaser purchases Mortgage Loans from the Sellers hereunder.

         "Gross Margin":  With respect to each ARM Loan, the fixed percentage added to the Index on each
Rate Adjustment Date, as specified in each related Mortgage Note and listed in the Mortgage Loan
Schedule.

         "Independent":  With respect to any specified Person, such Person who:  (i) does not have any direct financial interest or any material indirect financial interest in the applicable Mortgagor, the
Sellers, the Purchaser, or their Affiliates; and (b) is not connected with the applicable Mortgagor, the
Sellers, the Purchaser, or their respective Affiliates as an officer, employee, promoter, underwriter, trustee, member, partner, shareholder, director, or Person performing similar functions.

         "Index":  With respect to each ARM Loan, on each Rate Adjustment Date, the applicable rate index set forth on the Mortgage Loan Schedule, which shall be an index described on such Mortgage Loan
Schedule.

         "Insolvency Proceeding":  With respect to any Person:  (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or
(ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person's creditors; in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

         "Insurance Proceeds":  Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance
Acceptable Servicing Procedures.

         "Lender Paid Mortgage Insurance Rate":  The Lender Paid Mortgage Insurance Rate for any
lender-paid Primary Insurance Policy shall be a rate per annum equal to the percentage shown on the
Mortgage Loan Schedule.

         "Legal Documents": Those documents, comprising part of the Mortgage File, set forth in Schedule
B-1 of this Agreement.

         "Liquidation Proceeds":  Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

         "Loan-to-Value Ratio" or "LTV":  With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the lesser of the Appraised Value of the related Mortgaged
Property or the purchase price.  The Loan-to-Value Ratio of any Additional Collateral Mortgage Loan (as
defined in Exhibit 10 hereto) shall be calculated by reducing the principal balance of such Additional
Collateral Mortgage Loan by the amount of Additional Collateral (as defined in Exhibit 10 hereto) with respect to such Mortgage Loan.

         "MAI Appraiser":  With respect to any real property, a member of the American Institute of Real
Estate Appraisers with a minimum of 5 years of experience appraising real property of a type similar to the real property being appraised and located in the same geographical area as the real property being appraised.

         "Monthly Advance":  The aggregate amount of the advances made by the Servicer on any Remittance
Date pursuant to and as more fully described in Section 6.03.

         "Monthly Payment":  The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         "Monthly Period":   The period commencing on the day after each Record Date during the term hereof and ending on the next succeeding Record Date during the term hereof (or, if earlier, the date on which this Agreement terminates).

         "Mortgage": The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage
Note.

         "Mortgaged Property":  With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

         "Mortgage File":  With respect to a particular Mortgage Loan, those origination and servicing documents, escrow documents, and other documents as are specified on Schedule B to this Agreement.

         "Mortgage Loan":  Each individual mortgage loan (including all documents included in the
Mortgage File evidencing the same, all Monthly Payments, Principal Prepayments , Insurance Proceeds,
Condemnation Proceeds, Liquidation Proceeds, and other proceeds relating thereto, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith) which is the subject of this Agreement.  The Mortgage Loans subject to this Agreement shall be identified on Mortgage
Loan Schedules prepared in connection with each Funding Date.

         "Mortgage Loan Remittance Rate": The gross interest rate of the Mortgage Loans less the
Servicing Fee Rate and Lender Paid Mortgage Insurance Rate, if applicable.

         " Mortgage Loan Schedule:  With respect to the Mortgage Loans included in a Loan Pool to be sold pursuant to this Agreement on any Funding Date, the Schedule or Schedules of Mortgage Loans agreed to by the parties that describes such Mortgage Loans, which Schedule shall set forth at least the following information with respect to each Mortgage Loan to the extent applicable: (1) the Mortgage Loan identifying number, (2) the city, state and zip code of the Mortgaged Property, (3)  the Mortgage
Interest Rate as of the applicable Cut-off Date, (4) the Net Rate as of the applicable Cut-off Date, (5)
the amount of the Monthly Payment as of the applicable Cut-off Date, (6) with respect to each ARM Loan, the Gross Margin, (7)  the scheduled or stated Maturity Date, (8) the Cut-off Date Principal Balance of
the Mortgage Loan, (9) the Loan-to-Value Ratio at origination, (10) with respect to each ARM Loan, the first Interest Rate Adjustment Date immediately following the Closing Date for such Mortgage Loan,
(11) with respect to each ARM Loan, the Maximum Mortgage Interest Rate, (12) the Mortgagor's first and last name, (13) a code indicating the Mortgage property occupancy, (14) the type of residential dwelling constituting the Mortgaged Property, (15) the original months to maturity, (16) the original date of the
Mortgage Loan and the remaining months to maturity from the Cut-off Date based on the original amortization schedule, (17) the date on which the first Monthly Payment was due on the Mortgage Loan,
(18) the amount of the Monthly Payment at origination, (19) the last Due Date on which a Monthly Payment was actually applied to the Unpaid Principal Balance, (20) the original principal amount of the Mortgage
Loan, (21) a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing), (22) the Mortgage Interest Rate at origination, (23) with respect to each ARM
Loan, the periodic rate cap, (24) with respect to each ARM Loan, the Index, (25) a code indicating whether the Mortgage Loan is an ARM Loan or a fixed rate Mortgage Loan, (26) a Primary Mortgage
Insurance insurer code, percent and policy number (if applicable), (27) the Appraised Value of the
Mortgaged Property, (28) the sale price of the Mortgaged Property, if applicable, (29) a code indicating if the Mortgage Loan is subject to a prepayment penalty, (30) the Servicing Fee Rate, (31) a code indicating whether or not the Mortgage Loan is the subject of a lender-paid Primary Insurance Policy and, if so the name of the insurer, the coverage percentage, the policy number and the Lender Paid
Mortgage Insurance Rate (32) if the Due Date is other than the first day of the month, the Due Date,
(33) the first Interest Rate Adjustment Date after origination, (34) the Initial Rate Cap, (35) the
Minimum Mortgage Interest Rate, (36) a code indicating the document type (e.g., full, alt, etc.), (37) a credit score or mortgage score, (38) a code indicating whether or not the Mortgage Loan is subjuect of a buydown and, if so, the period and terms o the buydowns (e.g. 3-2-1, 2-1, ect),  (39) a code indicating whether the Mortgage Loan is an additional collateral Mortgage Loan and the product code (e.g., Mortgage
100, Parent Power, ect.), and (40) if applicable, the pledge amount, (41) if applicable, the effective loan-to-value ratio. In addition, with respect to Mortgage Loans in the aggregate, the Schedule shall set forth at least the following information for Mortgage Loans: Cut-Off Date Principal Balance,
weighted average of the Net Rates and weighted average time to maturity.  "Mortgage Loan Schedule" is the collective reference to each of the Mortgage Loan Schedules delivered by the Sellers to the
Purchaser pursuant to this Agreement.

         Mortgage Loan Schedule":  The list of Mortgage Loans identified on each Funding Date that sets forth the information with respect to each Mortgage Loan that is specified on Schedule A hereto. A
Mortgage Loan Schedule will be prepared for each Funding Date."Mortgage Note":  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         "Mortgagor":  The obligor on a Mortgage Note.

         "Note Rate":  With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon.

         "Officers' Certificate":  A certificate signed by (i) the President or a Vice President and
(ii) the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the
Servicer, and delivered by the Servicer to the Purchaser as required by this Agreement.

         "Payoff":  With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such Mortgage Loan, all accrued and unpaid prepayment penalties, premiums, and/or interest  with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

         "Permitted  Investments":  Any one or more of the obligations  and securities  listed below which investment provides for a date of maturity not later than the Determination Date in each month:

         (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

         (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers'
acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc.
and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's Investors
Service, Inc.;

provided,  however,  that no such instrument shall be an Eligible Investment if such instrument  evidences either (i) a right to receive only  interest  payments  with respect to the  obligations  underlying  such instrument,  or  (ii) both  principal  and interest  payments  derived from  obligations  underlying  such instrument  and the principal and interest  payments  with respect to such  instrument  provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

         "Person":  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, incorporated organization or government or any agency or political subdivision thereof.

         "Prepaid Monthly Payment":  Any Monthly Payment received prior to its scheduled Due Date and which is intended to be applied to a Mortgage Loan on its scheduled Due Date.

         "Primary Insurance Policy":  Each primary policy of mortgage insurance in effect with respect to a Mortgage Loan and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer pursuant to Section 5.08.

         "Principal Prepayment":  Any payment or other recovery of principal on a Mortgage Loan
(including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

         "Purchaser":  EMC Mortgage Corporation or its successor in interest or any successor under this
Agreement appointed as herein provided.

         "Purchaser's Account":  The account of the Purchaser at a bank or other entity most recently designated in a written notice by the Purchaser to the Sellers as the "Purchaser's Account."

          "Purchase Price":  as to each Mortgage Loan to be sold hereunder, the price set forth in the
Purchase Price and Terms Letter and related Term Sheet.

         "Purchase Price and Terms Letter": With respect to each purchase of Mortgage Loans, that certain letter agreement setting forth the general terms and conditions of such transaction and identifying the Mortgage Loans to be purchased thereunder by and between the Seller and the Purchaser.

         "Qualified Mortgage Insurer":  American Guaranty Corporation, Commonwealth Mortgage Assurance
Company, General Electric Mortgage Insurance Companies, Mortgage Guaranty Insurance Corporation, PMI
Mortgage Insurance Company, Republic Mortgage Insurance Company or United Guaranty Residential Insurance
Corporation.

         "Rate Adjustment Date":  With respect to each ARM Loan, the date on which the Note Rate adjusts.

         "Rating Agency":  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Moody's Investors Service, Inc., Fitch Investors Service, Inc. or Duff & Phelps Credit Rating Co.

         "Record Date":  The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

         "Refinanced Mortgage Loan":  A Mortgage Loan that was made to a Mortgagor who owned the
Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the
Internal Revenue Code or any similar tax vehicle providing for the pooling of assets (such as a
Financial Asset Security Investment Trust).

         "Remittance Date":  The 18th  day of each calendar month, commencing on the 18th day of the month following the Funding Date, or, if such 18th day is not a Business Day, then the next Business Day immediately preceding such 18th day.

         "Remittance Rate":  With respect to each Mortgage Loan, the related Note Rate minus the
Servicing Fee Rate.

"REO Disposition":  The final sale by the Servicer of any REO Property.

"REO  Disposition  Proceeds":   Amounts  received  by  the  Company  in  connection  with  a  related  REO
Disposition.

         "REO Property":  A Mortgaged Property acquired by the Servicer on behalf of the Purchaser as described in Section 5.13.

         "Repurchase Price":  As to (a) any Defective Mortgage Loan required to be repurchased hereunder with respect to which a breach occurred  or (b) any Mortgage Loan required to be repurchased pursuant to
Section 3.04 and/or Section 7.02, an amount equal to the Unpaid Principal Balance of such Mortgage Loan at the time of repurchase; plus (2) interest on such Mortgage Loan at the applicable Note Rate from the last date through which interest has been paid and distributed to the Purchaser hereunder to the  end of the month of repurchase; minus (3) any amounts received in respect of such Defective Mortgage Loan which are being held in the Collection Account for future remittance.

         "Scheduled Principal Balance":  With respect to any Mortgage Loan, (i) the outstanding principal balance as of the Funding Date after application of principal payments due on or before such date whether or not received, minus (ii) all amounts previously remitted to the Purchaser with respect to such Mortgage Loan representing (a) payments or other recoveries of principal, or (b) advances of principal made pursuant to Section 6.03.

         "Sellers":  Cendant Mortgage Corporation, a New Jersey corporation and Bishop's Gate
Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust), a Delaware business trust, or their successors in interest or any successor under this Agreement appointed as herein provided.

         "Servicer":  Cendant Mortgage Corporation, a New Jersey corporation.

         "Servicer's Mortgage File":  The documents pertaining to a particular Mortgage Loan which are specified on Exhibit S-1 attached hereto and any additional documents required to be included or added to the "Servicer's Mortgage File" pursuant to this Agreement.

         "Servicing Advances":  All "out of pocket" costs and expenses that are customary, reasonable and necessary which are incurred by the Servicer in the performance of its servicing obligations hereunder, including (without duplication) (i) reasonable attorneys' fees and (ii) the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing, management and liquidation of any Specially
Serviced Mortgaged Loans and/or any REO Property, and (d) compliance with the Servicer's obligations under Section 5.08.

         "Servicing Event":  Any of the following events with respect to any Mortgage Loan:  (i) any
Monthly Payment being more than 60 days delinquent; (ii) any filing of an Insolvency Proceeding by or on behalf of the related Mortgagor, any consent by or on behalf of the related Mortgagor to the filing of an Insolvency Proceeding against such Mortgagor, or any admission by or on behalf of such Mortgagor of its inability to pay such Person's debts generally as the same become due; (iii) any filing of an
Insolvency Proceeding against the related Mortgagor that remains undismissed or unstayed for a period of
60 days after the filing thereof; (iv) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the related Mortgagor or with respect to any Mortgaged Property; (v) any receipt by the
Servicer of notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged
Property; (vi) any proposal of a material modification (as reasonably determined by the Seller) to such
Mortgage Loan due to a default or imminent default under such Mortgage Loan; or (vii) in the reasonable judgment of the Servicer, the occurrence, or likely occurrence within 60 days, of a payment default with respect to such Mortgage Loan that is likely to remain uncured by the related Mortgagor within 60 days thereafter.

         "Servicing Fee":  The annual fee, payable monthly to the Servicer out of the interest portion of the Monthly Payment actually received on each Mortgage Loan.  The Servicing Fee with respect to each
Mortgage Loan for any calendar month (or a portion thereof) shall be 1/12 of the product of (i) the
Scheduled Principal Balance of the Mortgage Loan and (ii) the Servicing Fee Rate applicable to such
Mortgage Loan.

         "Servicing Fee Rate":  (i) with respect to any ARM Loan, 0.375% per annum; provided that, prior to the first Rate Adjustment Date with respect to any such Mortgage Loan, such rate may be, at the
Servicer's option, not less than 0.25% per annum; and (ii) with respect to any Mortgage Loan other than an ARM Loan, 0.25% per annum. Such rate will be indicated on the Mortgage Loan Schedule.

         "Servicing Officer":  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by the Servicer to the Purchaser upon request therefor by the Purchaser, as such list may from time to time be amended.

         "Specially Serviced Mortgage Loan":  A Mortgage Loan as to which a Servicing Event has occurred and is continuing.

         "Unpaid Principal Balance":  With respect to any Mortgage Loan, at any time, the actual outstanding principal balance then payable by the Mortgagor under the terms of the related Mortgage Note.

ARTICLE II: SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF
            MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01    Sale and Conveyance of Mortgage Loans.

         Seller agrees to sell and Purchaser agrees to purchase, from time to time, those certain
Mortgage Loans identified in a Mortgage Loan Schedule, on the price and terms set forth herein.
Purchaser, on any Funding Date, shall be obligated to purchase only such Mortgage Loans set forth in the applicable Mortgage Loan Schedule attached to the applicable Term Sheet, subject to the terms and conditions of this Agreement and the applicable Term Sheet.

         Purchaser will purchase Mortgage Loan(s) from Seller, from time to time on such Funding Dates as may be agreed upon by Purchaser and Seller.The closing shall, at Purchaser's option be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place, as the parties shall agree. On the Funding Date and subject to the terms and conditions of this
Agreement, each Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this Agreement, and the Purchaser will purchase, all of the right, title and interest of the applicable Seller in and to the Mortgage Loans being conveyed by it hereunder, as identified on the Mortgage Loan Schedule.

         Examination of the Mortgage Files may be made by Purchaser or its designee as follows. No later than five business days prior to the Funding Date, Seller will deliver to Purchaser or  its designee
Legal Documents required pursuant to Schedule B. Upon Purchaser's request, Seller shall make the Credit
Documents available to Purchaser for review, at Seller's place of business and during reasonable business hours. If Purchaser makes such examination prior to the Funding Date and identifies any
Mortgage Loans that do not conform to the Cendant Guide or are otherwise unacceptable to Purchaser, such
Mortgage Loans will be deleted from the Mortgage Loan Schedule at Purchaser's discretion.  Purchaser may, at its option and without notice to Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.  The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan files shall not affect Purchaser's rights to demand repurchase, substitution or other relief as provided herein.

         On the Funding Date and in accordance with the terms herein, Purchaser will pay to Seller, by wire transfer of immediately available funds, the Purchase Price, together with interest at the Mortgage
Loan Remittance Rate from the Cut-Off Date to the Funding Date,  according to the instructions to be provided, respectively, by Cendant Mortgage and the Trust.

Purchaser shall be entitled to all scheduled principal due after the Cut-Off Date, all other recoveries of principal collected after the Funding Date and all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the Funding Date). The principal balance of each Mortgage Loan as of the Funding Date is determined after application of payments of principal due on or before the Funding Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Funding Date shall not be applied to the principal balance as of the Funding Date. Such prepaid amounts shall be the property of
Purchaser. Seller shall hold any such prepaid amounts for the benefit of Purchaser for subsequent remittance by Seller to Purchaser. All scheduled payments of principal due on or before the Funding
Date and collected by Seller after the Funding Date shall belong to Seller.

Section 2.02    Possession of Mortgage Files.

         Upon the sale of any Mortgage Loan, the ownership of such Mortgage Loan, including the Mortgage
Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, shall then be vested in the
Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and, to the extent retained by the Seller, shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The contents of such Mortgage File not delivered to the
Purchaser or Purchaser's designee are and shall be held in trust by the Seller for the benefit of the
Purchaser as the owner thereof and the Sellers' possession of the contents of each Mortgage File so retained is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Seller is in a custodial capacity only.  Mortgage Files shall be maintained separately from the other books and records of the Seller.  Each Seller shall release from its custody  the contents of any Mortgage File only in accordance with written instructions from the
Purchaser, except where such release is required as incidental to the Servicer's servicing of the
Mortgage Loans or is in connection with a repurchase of any such Mortgage Loan pursuant to Section 3.04.

Any documents released to a Seller or the Servicer in connection with the foreclosure or servicing of any Mortgage Loan shall be held by such Person in trust for the benefit of the Purchaser in accordance with this Section 2.02.  Such Person shall return to the Purchaser such documents when such Person's need therefor in connection with such foreclosure or servicing no longer exists (unless sooner requested by the Purchaser); provided that, if such Mortgage Loan is liquidated, then, upon the delivery by a
Seller or the Servicer to the Purchaser of a request for the release of such documents and a certificate certifying as to such liquidation, the Purchaser shall promptly release and, to the extent necessary, deliver to such Person such documents.

At the option of Puchaser, the Mortgage Files shall be held by document custodian in accordance with the terms of a custodial agreement.

Section 2.03    Books and Records.

         The sale of each of the Mortgage Loans shall be reflected on the applicable Seller's balance sheet and other financial statements as a sale of assets by the applicable Seller.  Each Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage
Loans it conveyed to the Purchaser which shall be clearly marked to reflect the sale of each Mortgage
Loan to the Purchaser and the ownership of each Mortgage Loan by the Purchaser.

Section 2.04    Defective Documents; Delivery of Mortgage Loan Documents .

         Subsequent to the Funding Date, if the Purchaser or either Seller finds any document or documents constituting a part of a Mortgage File to be defective or missing in any material respect (in this Section 2.04, a "Defect"), the party discovering such Defect shall promptly so notify the other parties.  If the Defect pertains to the Mortgage Note or the Mortgage, then the applicable Seller shall have a period of 45 days within which to correct or cure any such defect after the earlier of such
Seller's discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within such 45 day period, such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided that such Seller has commenced curing or correcting such Defect and is diligently pursuing same.  If the
Defect pertains to any other document constituting a part of a Mortgage File, then such Seller shall have a period of 90 days within which to correct or cure any such Defect after the earlier of such
Seller's discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within the 90 day period, then such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided such Seller has commenced curing or correcting such Defect and is diligently pursuing same.
Cendant Mortgage hereby covenants and agrees that, if any material Defect cannot be corrected or cured, the related Mortgage Loan shall automatically constitute, upon the expiration of the applicable cure period described above and without any further action by any other party, a Defective Mortgage Loan, whereupon Cendant Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase
Price therefor in accordance with Section 3.04(3).

         The applicable Seller will, with respect to each Mortgage Loan to be purchased by the
Purchaser, deliver and release to the Purchaser the Legal Documents as set forth in Section 2.01.  If the applicable Seller cannot deliver an original Mortgage with evidence of recording thereon, original assumption, modification and substitution agreements with evidence of recording thereon or an original intervening assignment with evidence of recording thereon within the applicable time periods, then such
Seller shall promptly deliver to the Purchaser such original Mortgages and original intervening assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, except in cases where the original Mortgage or original intervening assignments are retained permanently by the recording office, in which case, such Seller shall deliver a copy of such Mortgage or intervening assignment, as the case may be, certified by such public recording office to be a true and complete copy of the recorded original thereof.

         If the original Mortgage was not delivered pursuant to the preceding paragraph, then the applicable Seller shall use its best efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser promptly upon receipt thereof.  Notwithstanding the foregoing, if the original Mortgage, original assumption, modification, and substitution agreements, the original of any intervening assignment or the original policy of title insurance is not so delivered to the Purchaser within 180 days following the Funding Date, then, upon written notice by the Purchaser to Cendant Mortgage, the Purchaser may, in its sole discretion, then elect (by providing written notice to Cendant Mortgage) to treat such Mortgage Loan as a Defective Mortgage Loan, whereupon Cendant
Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04(3). The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the Mortgage Files shall not affect its right to demand repurchase or any other remedies provided in this Agreement.

         At the Purchaser's request, the Assignments shall be promptly recorded in the name of the
Purchaser or in the name of a Person designated by the Purchaser in all appropriate public offices for real property records.  If any such Assignment is lost or returned unrecorded because of a defect therein, then the applicable Seller shall promptly prepare a substitute Assignment to cure such defect and thereafter cause each such Assignment to be duly recorded.  All recording fees related to such a one-time recordation of the Assignments to or by a Seller shall be paid by the applicable Seller.

Section 2.05    Transfer of Mortgage Loans.

         Subject to the provisions of this Section 2.05, the Purchaser shall have the right, without the consent of the Sellers, at any time and from time to time, to assign any of the Mortgage Loans and all or any part of its interest under this Agreement and designate any person to exercise any rights of the
Purchaser hereunder, and the assignees or designees shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans.  The Sellers recognize that the Mortgage Loans may be divided into "packages" for resale ("Mortgage Loan Packages").

         All of the provisions of this Agreement shall inure to the benefit of the Purchaser and any such assignees or designees.  All references to the Purchaser shall be deemed to include its assignees or designees.  Utilizing resources reasonably available to the Seller without incurring any cost except the Seller's overhead and employees' salaries, the applicable Seller shall cooperate in any such assignment of the Mortgage Loans and this Agreement; provided that the Purchaser shall bear all costs associated with any such assignment of the Mortgage Loans and this Agreement other than such Seller's overhead or employees' salaries.

         The Servicer and the Purchaser acknowledge that the Servicer shall continue to remit payments to the Purchaser on the Remittance Date after the transfer of the Mortgage Loans, unless the Servicer was notified in writing of the new record owner of the Mortgage Loans prior to the immediately preceding
Record Date, in which case, the Servicer shall remit to the new record owner (or trustee or master servicer, as the case may be) of the Mortgage Loans.

         Any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans may review and underwrite the Servicer's servicing and origination operations, upon reasonable prior notice to the Servicer, and the Servicer shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are reasonably available and can be produced without unreasonable expense or effort.  The Servicer shall make the Mortgage Files related to the Mortgage Loans held by the Servicer available at the Servicer's principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Servicer (in no event less than 5 Business Days prior notice).  The
Servicer may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Servicer's premises.

         The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans.  The
Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, any or all of the Mortgage Loans; provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing to an Assignment, Assumption and Recognition Agreement, in
substantially the form of Exhibit 2.05 attached hereto, and an executed copy of such Assignment,
Assumption and Recognition Agreement shall have been delivered to the Servicer.  The Servicer shall evidence its acknowledgment of any transfers of the Mortgage Loans to any assignees of the Purchaser by executing such Assignment, Assumption and Recognition Agreement.  The Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by any such assignees, and the previous Purchaser shall be released from its obligations hereunder accruing after the date of transfer to the extent such obligations relate to Mortgage Loans sold by the Purchaser.  This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Servicer and their permitted successors, assignees and designees.

ARTICLE III:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01    Representations and Warranties of each Seller.

         Each Seller, as to itself, represents, warrants and covenants to the Purchaser that as of each
Funding Date or as of such date specifically provided herein:

(1)       Due Organization.  The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and with respect to Cendant Mortgage, service each Mortgage Loan in accordance with the terms of this Agreement.

(2)      Due Authority.  Cendant Mortgage had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired.  The
Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this
Agreement.  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the
Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(3)      No Conflict.  The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(4)      Ability to Perform.  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5)      No Material Default.  Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller's knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(6)      Financial Statements.  Cendant Mortgage has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2000  Except as has previously been disclosed to the Purchaser in writing:  (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Cendant
Mortgage and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.  The Trust has delivered to the Purchaser financial statements dated as of December 31, 2000 and a copy of its Offering Circular dated May 21, 1998 (the "Trust Financials") and such Trust
Financials  fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of the Trust.  Except as has previously been disclosed to the Purchaser in writing, there has been no change in such Trust Financials since their date and the Trust is not aware of any errors or omissions therein;

(7)      No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the applicable Seller since (i) in the case of Cendant Mortgage, the date of its financial statements and (ii) in the case of the Trust, the date of delivery of the Trust
Financials, that would have a material adverse effect on the ability of the applicable Seller to perform its obligations under this Agreement;

(8)      No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage
Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement or the Mortgage
Loans, or have a material adverse effect on the financial condition of the Seller;

(9)      No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the
Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10)     Ordinary Course of Business.  The consummation of the transactions contemplated by this
Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(11)     No Broker.  The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(12)     No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or in connection with the transactions contemplated herein or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

 (13)    No Fraud.  Each Mortgage Loan being sold by the Seller to the Purchaser hereunder was originated and/or acquired by the Seller and sold to the Purchaser in each instance without any conduct
(whether directed toward the Purchaser or otherwise) constituting fraud or misrepresentation on the part of the Seller;

(14)     No Adverse Selection.  The Seller has used no adverse selection procedures in selecting the
Mortgage Loans from among the outstanding conventional home mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.03 could be made;

Section 3.02    Representations and Warranties of the Servicer.

              The Servicer represents, warrants and covenants to the Purchaser that as of the Funding
Date or as of such date specifically provided herein:

(1)      Ability to Service.  The Servicer is an approved seller/servicer for FNMA and FHLMC in good standing and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to
Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans.  No event has occurred that would make the Servicer unable to comply with FNMA or FHLMC eligibility requirements or that would require notification to either FNMA or FHLMC;

(2)      Collection Practices.  The origination, servicing and collection practices used by the Servicer and any prior originator and servicer with respect to each  Mortgage Loan (including, without limitation, the establishment, maintenance, and servicing of the Escrow Accounts, if any) have been in all respects legal, proper and prudent in the mortgage servicing business and in accordance with the terms of the Mortgage Loan documents an Acceptable Servicing Procedures.  With respect to Escrow
Accounts and escrow payments that the Servicer is entitled to collect, there are no deficiencies for which customary arrangements for repayment have not been made.  All escrow payments have been collected in all material respects in compliance with applicable law, Acceptable Servicing Procedures and the provisions of the Mortgage Loan documents.  If such Mortgage Loan is the subject to an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  Any
Escrow Account interest required to be paid pursuant to applicable law has been properly paid and credited.

 (3)      Due Organization.  The Servicer is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Servicer by any state having jurisdiction and in any event the Servicer is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and service each Mortgage Loan in accordance with the terms of this
Agreement.

(4)      Due Authority.  Servicier has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(5)      No Conflict.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(6)      Ability to Perform.  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(7)      No Material Default.  Neither the Servicer nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Servicer or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Servicer to perform under this Agreement, nor, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the
Servicer to perform its obligations under this Agreement;

(8)      Financial Statements.  Servicer has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2000.  Except as has previously been disclosed to the Purchaser in writing:  (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Servicer and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

(9)      No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of its financial statements that would have a material adverse effect on the ability of the Servicer to perform its obligations under this
Agreement;

(10)     No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened, against the Servicer, which, either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Servicer, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Servicer;

(11)     No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this
Agreement or, if required, such approval has been obtained prior to the Funding Date;

(12)     Ordinary Course of Business.  The consummation of the transactions contemplated by this
Agreement is in the ordinary course of business of the Servicer;

(13)     No Broker.  The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(14)     No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

Section 3.03      Representations and Warranties as to Individual Mortgage Loans .

         With respect to each Mortgage Loan, the applicable Seller hereby makes the following representations and warranties to the Purchaser on which the Purchaser specifically relies in purchasing such Mortgage Loan.  Such representations and warranties speak as of the Funding Date unless otherwise indicated, but shall survive any subsequent transfer, assignment or conveyance of such Mortgage Loans:

(1)       Mortgage Loan as Described.  Each Mortgage Loan complies with the terms and conditions set forth herein, and all of the information set forth with respect thereto on the Mortgage Loan Schedule is true and correct in all material respects;

(2)       Complete Mortgage Files.  The instruments and documents specified in Section 2.02 with respect to such Mortgage Loan have been delivered to the Purchaser or Purchaser's designee in compliance with the requirements of Article II.  The Seller is in possession of a Mortgage File respecting such Mortgage
Loan, except for such documents as have been previously delivered to the Purchaser;

(3)       Owner of Record.  The Mortgage relating to such Mortgage Loan has been duly recorded in the appropriate recording office, and the applicable Seller or Servicer is the owner of record of such
Mortgage Loan and the indebtedness evidenced by the related Mortgage Note;

(4)       Payments Current.  All payments required to be made up to and including the Funding Date for such Mortgage Loan under the terms of the Mortgage Note have been made, such that such Mortgage Loan is not delinquent 30 days or more on the Funding Date, and has not been so delinquent in the twelve months prior to the Funding Date;

(5)       No Outstanding Charges.  There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the
Mortgaged Property related to such Mortgage Loan;

(6)       Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage related to such
Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage Loan Schedule;

(7)       No Defenses.  The Mortgage Note and the Mortgage related to such Mortgage Loan are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

(8)        Hazard Insurance.  (a) All buildings upon the Mortgaged Property related to such Mortgage
Loan are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of either Section 5.10 or Section 5.11.
All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the originator of such Mortgage Loan, its successors and assigns, as mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid.  The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor's cost and expense, and on such Mortgagor's failure to do so, authorizes the holder of such Mortgage to maintain such insurance at such Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor; or (b) in the case of a condominium or PUD project that is not covered by an individual policy, the condominium or PUD project is covered by a "master" or "blanket" policy and there exists and is in the Servicer's Mortgage File a certificate of insurance showing that the individual unit that secures the first mortgage or share loan is covered under such policy.  The insurance policy contains a standard mortgagee clause naming the originator of such Mortgage Loan (and its successors and assigns), as insured mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid.  The insurance policy provides for advance notice to the Seller or Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the Seller's interests is made; the certificate includes the types and amounts of coverage provided, describes any endorsements that are part of the "master" policy and would be acceptable pursuant to the FNMA Guide;

(9)        Compliance With Applicable Laws.  All requirements of any federal, state or local law
(including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects;

(10)      No Satisfaction of Mortgage.  The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged
Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(11)      Valid First Lien.  The Mortgage related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such
Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender's title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property;

(12)      Validity of Documents.  The Mortgage Note and the Mortgage related to such Mortgage Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law);

(13)       Valid Execution of Documents.  All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties;

(14) Full Disbursement of Proceeds.  Such Mortgage Loan has closed and the proceeds of such Mortgage
Loan have been fully disbursed prior to the Funding Date; provided that, with respect to any Mortgage
Loan originated within the previous 120 days, alterations and repairs with respect to the related
Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within 120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the Seller, a title company or other escrow agent;

(15) Ownership.  The Mortgage Note and the Mortgage related to such Mortgage Loan or any interest or participation therein have not been assigned, pledged or otherwise transferred by the applicable Seller, and the Seller has good and marketable title thereto, and the Seller is the sole owner thereof and has full right and authority to transfer and sell such Mortgage Loan, and is transferring such Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

              (16) Doing Business.  All parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)
organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(17) Title Insurance.  (a) Such Mortgage Loan is covered by an ALTA lender's title insurance policy or short form title policy acceptable to FNMA and FHLMC (or, in jurisdictions where ALTA policies are not generally approved for use, a lender's title insurance policy acceptable to FNMA and FHLMC), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in clauses (11(a)
and (b) above) the Seller or Servicier, its successors and assigns as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Note Rate and Monthly Payment.
Additionally, such lender's title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey.  The Seller or Servicer is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser without any further act.
No claims have been made under such lender's title insurance policy, no prior holder of the related
Mortgage (including the Seller) has done, by act or omission, anything that would impair the coverage of such lender's insurance policy, and, there is no act, omission, condition, or information that would impair the coverage of such lender's insurance policy; (b) The mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of FNMA and FHLMC;

(18) No Defaults.  (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such
Mortgage Loan; (b)  there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is (1) not in default under any other Mortgage Loan or (2) the subject of an
Insolvency Proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; and (e) in no event has the Seller waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the
Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage
Loan;

(19) No Mechanics' Liens.  There are no mechanics' or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material
(and no rights are outstanding that under law could give rise to such lien) affecting the related
Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(20) Location of Improvements; No Encroachments.  , all improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except as permitted under the terms of the FNMA Guide and the FHLMC Selling
Guide; no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

(21) Origination; Payment Terms.  Principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such Mortgage Loan.  If the interest rate on the related Mortgage Note is adjustable, the adjustment is based on the Index set forth on the related Mortgage Loan Schedule.  The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the related Mortgage Loan Schedule;

(22) Due On Sale.  Except as noted otherwise on the Mortgage Loan Schedule, the related Mortgage contains the usual and customary "due-on-sale" clause or other similar provision for the acceleration of the payment of the Unpaid Principal Balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

(23) Prepayment Penalty.  Except as noted otherwise on the Mortgage Loan Schedule, such Mortgage Loan is not subject to any Prepayment Penalty. If a Mortgage Loan has a prepayment penalty such prepayment penalty is enforceable and is permitted pursuant to federal, state, and local law;

(24) Mortgaged Property Undamaged; No Condemnation.  As of the Funding Date, the related Mortgaged
Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(25) Customary Provisions.  The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related
Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a
Mortgage designated as a deed of trust, by trustee's sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure;

(26) Conformance With Underwriting Standards. Each Mortgage Loan was underwritten in accordance with underwriting standards of Cendant Mortgage as set forth in the Cendant Guide;

(27) Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by FNMA and FHLMC, signed prior to the approval of such Mortgage Loan application by an appraiser, duly appointed by the originator of such Mortgage Loan, whose compensation is not affected by the approval or disapproval of such Mortgage Loan and who met the minimum qualifications of
FNMA and FHLMC for appraisers and who had no  interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof.  Such appraisal was made in accordance with the relevant provisions o the Financial Institutions Reform, Recovery and Enforcement Act of 1969, as in effect on the date of such Mortgage Loan was originated.;

(28) Deeds of Trust.  If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

(29) LTV; Primary Mortgage Insurance Policy.  Except with respect to Additional Collateral Mortgage
Loans (as defined in Exhibit 10 hereto) if such Mortgage Loan had a Loan-to-Value Ratio of more than 80%
at origination, and is not originated under an additional collateral mortgage loan program, such
Mortgage Loan is and will be subject to a Primary Insurance Policy issued by a Qualified Mortgage
Insurer, which insures the Seller or Servicer, its successors and assigns and insureds in the amount set forth on the Mortgage Loan Schedule.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any related Mortgage subject to any such Primary Insurance Policy ( which is not a "Lender-Paid"
Primary Insurance Policy) obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith.  As of the date of origination, the Loan-to-Value Ratio of such Mortgage Loan is as specified in the applicable Mortgage
Loan Schedule.  ;

(30) Occupancy.  As of the date of origination of such Mortgage Loan, the related Mortgaged Property is lawfully occupied under applicable law;

(31) Supervision and Examination by a Federal or State Authority.  Each Mortgage Loan either was
(a) closed in the name of the Cendant Mortgage, or (b) closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a "HUD Approved Mortgagee"), and was so at the time such Mortgage Loan was originated (Cendant Mortgage or such other entity, the "Originator") or (c) closed in the name of a loan broker under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a loan broker, such Mortgage Loan met the Originator's underwriting criteria at the time of origination and was originated in accordance with the Originator's policies and procedures and the Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof.  The Mortgage Loans that the Trust is selling to Purchaser were originated by or on behalf of
Cendant Mortgage and subsequently assigned to the Trust.

(32) Adjustments.  All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(33)  Insolvency Proceedings; Soldiers' and Sailors' Relief Act. The related Mortgagor (1) is not the subject of any Insolvency Proceeding; and (2) has not notified the Seller of any relief requested by or allowed to such Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

(34) FNMA/FHLMC Documents.  Such Mortgage Loan was closed on standard FNMA or FHLMC documents or on such documents otherwise acceptable to them.

(35)     Acceptable Investment.  To the best of Seller's knowledge, there is no circumstance or condition with respect to the related Mortgage File, Mortgage, Mortgaged Property, Mortgagor or
Mortgagor's credit standing, including but not limited to 'limited income documentation programs'
whereby the lending decision is based upon factors other than the Mortgagor's income, that can reasonably be expected to cause private institutional investors to regard such Mortgage Loan as an unacceptable investment, cause such Mortgage Loan to become delinquent, or adversely affect the value or marketability of such Mortgage Loan;

(36)     No Fraud.  No error, omission, misrepresentation, negligence or fraud in respect of such
Mortgage Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage Loan;

(37)     Insurance Policies.  To the best of the Seller's knowledge, no action, error, omission, misrepresentation, negligence, fraud or similar occurrence in respect of such Mortgage Loan has taken place on the part of any Person (including the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan or in the application for any insurance relating to such Mortgage Loan) that might result in a failure or impairment of full and timely coverage under any insurance policy required to be obtained for such Mortgage Loan;

(38)     Disclosure Materials.  The related Mortgagor has received all disclosure materials required by applicable law with respect to the making of conventional mortgage loans and has executed a written acknowledgment to such effect, which acknowledgment is contained in the Servicer's Mortgage File:

(39)     No Trade-In or Exchange.  Such Mortgage Loan was not made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the sale or exchange of an REO Property;

(40)     No Environmental Hazards.  As of the date of origination of such Mortgage Loan, the Seller had no actual knowledge of the presence of any Hazardous Substances, or other environmental hazards, on, in, or that could affect the related Mortgaged Property;

(41)     Sellers agree that is shall not solicit any mortgage (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television on radio, in magazines, on the Internet, or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute
     "direct solicitation" and shall not violate this covenant.

(42)     The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located:

(43)    With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the cooperative shares relating to each Cooperative Loan
(except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Cooperative Loans), which have priority over the Seller's security interest in such cooperative shares;

(44)     With respect to each Cooperative Loan, a search for filings of financing statements has been made by a Seller competent to make the same, which Seller is acceptable to Fannie Mae or FHLMC, and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Cooperative Loan;

(45)     With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of
Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged
Property;

(46)     With respect to each Cooperative Loan, (a) the terms of the related proprietary lease or occupancy agreement is longer than the terms of the Cooperative Loan, (b) there is no provision in such proprietary lease or occupancy agreement which requires the Mortgagor to offer for sale the cooperative shares owned by such Mortgagor first to the Cooperative, and (c) there is no prohibition against pledging the shares of the cooperative corporation or assigning the cooperative

(47)     The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single, contiguous parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Cendant Guide requirements regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.  As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged
Property was being used for commercial purposes. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Cendant Guide eligibility requirements or is located in a condominium or planned unit development project which has received Cendant project approval and the representations and warranties required by Cendant with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

(48)     The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each Mortgage Loan on each applicable
Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage
Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the applicable
Periodic Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage
Loan.  Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each Mortgage Loan, if the related Mortgage Interest Rate changes on an adjustment date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization.  None of the Mortgage Loans contain a balloon feature, are graduated payment mortgages or shared appreciation mortgages;

(49)    With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i) On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the
Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown
Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party)
shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown
Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines;

(ii) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised
Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

Section 3.04    Repurchase.

(1)         It is understood and agreed that the representations and warranties set forth in Sections
3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File.

(2)      Upon discovery by either of the Sellers or the Purchaser of a breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the value of a Mortgage Loan or the interest of Purchaser therein, the party discovering such breach shall give prompt written notice to the other.

(3)      Unless permitted a greater period of time to cure as set forth in Section 2.04, the applicable
Seller shall have a period of 60 days from the earlier of either discovery by or receipt of written notice from the Purchaser to the Seller of any breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the value of a Mortgage
Loan or the interest of Purchaser therein(a "Defective Mortgage Loan"; provided that "Defective Mortgage
Loan" shall also include any Mortgage Loan treated or designated as such in accordance with Section
2.04) within which to correct or cure such breach.  If such breach can ultimately be cured but is not reasonably expected to be cured within the 60-day period, then the applicable Seller shall have such additional time, if any, as is reasonably determined by the Purchaser to cure such breach provided that the Seller has commenced curing or correcting such breach and is diligently pursuing same.  Each Seller hereby covenants and agrees with respect to each Mortgage Loan conveyed by it that, if any breach relating thereto cannot be corrected or cured within the applicable cure period or such additional time, if any, as is reasonably determined by the Purchaser, then such Seller shall, at the direction of the
Purchaser, repurchase the Defective Mortgage Loan at the applicable Repurchase Price.

(4)      Any repurchase of a Defective Mortgage Loan required hereunder shall be accomplished by payment of the applicable Repurchase Price within 3 Business Days of expiration of the applicable time period referred to above in paragraph 3.04(3) by wire transfer of immediately available funds directly to the
Purchaser's Account.  It is understood and agreed that the obligations of a Seller (a) set forth in this
Section 3.04(4) to cure any breach of such Seller's representations and warranties contained in Section
3.03 or to repurchase the Defective Mortgage Loan(s) and (b) set forth in Section 9.01 to indemnify the
Purchaser in connection with any breach of a Seller's representations and warranties contained in
Section 3.03 shall constitute the sole remedies of the Purchaser respecting a breach of such representations and warranties.

(5)          The parties further agree that, in recognition of the Trust's rights against Cendant Mortgage with respect to the Mortgage Loans acquired by it from Cendant Mortgage and conveyed to the Purchaser hereunder, the Purchaser shall have the right to cause Cendant Mortgage to repurchase directly any
Defective Mortgage Loan (other than as a result of a breach by the Trust of Section 3.03 (3) or 3.03(15)
hereof, in which case the Purchaser shall have the right to cause the Trust to repurchase directly the
Defective Mortgage Loan) acquired hereunder by the Purchaser from the Trust.

Section 3.05    Certain Covenants of each Seller and the Servicer.

Without incurring undue effort or any cost except the Seller's overhead or employees' salaries, each
Seller shall take reasonable steps to assist the Purchaser, if the Purchaser so requests, in securitizing the Mortgage Loans and selling undivided interests in such Mortgage Loans in a public offering or private placement or selling participating interests in such Mortgage Loans, which steps may include, (a) providing any information relating to the Mortgage Loans reasonably necessary to assist in the preparation of any disclosure documents, (b)  providing information relating to delinquencies and defaults with respect to the Servicer's servicing portfolio (or such portion thereof as is similar to the Mortgage Loans), (c) entering into any other servicing, custodial or other similar agreements, that are consistent with the provisions of this Agreement, and which contain such provisions as are customary in securitizations rated "AAA" (including a securitization involving a REMIC) (a "Securitization"), and
(d) providing as of the date of such securitization representations and warranties as to the Seller and the Mortgage Loans, which are consistent with the representations and warranties contained in this
Agreement, but modified, if necessary, to reflect changes since the Funding Date and also providing such reasonable and customary indemnification to the Purchaser or its affiliates. In connection with such a
Securitization, the Purchaser may be required to engage a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders, at the Purchaser's sole cost and expense.  In the event that a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders is requested by the Purchaser, the Servicer agrees to service the Mortgage Loans in accordance with the reasonable and customary requirements of such
Securitization, which may include the Servicer's acting as a subservicer in a master servicing arrangement.  With respect to the then owners of the Mortgage Loans, the Servicer shall thereafter deal solely with such master servicer or trustee, as the case may be with respect to such Mortgage Loans which are subject to the Securitization and shall not be required to deal with any other party with respect to such Mortgage Loans.The cost of such securitization shall be borne by the Purchaser, other than the Seller's overhead or employees' salaries.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CONDITIONS PREDCEDENT TO FUNDING

Section 4.01    Representations and Warranties.

         The Purchaser represents, warrants and covenants to the Seller that as of each Funding Date or as of such date specifically provided herein:

(1) Due Organization.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Purchaser by any state having jurisdiction and in any event the Purchaser is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan.

(2) Due Authority.  The Purchaser had the full power and authority and legal right to acquire the
Mortgage Loans that it acquired.  The Purchaser has the full power and authority to hold each Mortgage
Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this
Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(3) No Conflict.  None of the execution and delivery of this Agreement, the acquisition , of the
Mortgage Loans by the Purchaser, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(4) Ability to Perform.  The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5)  No Material Default.  The Purchaser is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Purchaser is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the
Purchaser to perform under this Agreement, nor, to the  of the Purchaser's knowledge, has any event occurred which, with notice, lapse of time or both) would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

(6)  No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the Purchaser since the date of the Purchaser's financial statements that would have a material adverse effect on the ability of the Purchaser to perform its obligations under this
Agreement;

(7) Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Purchaser's knowledge, threatened, against the Purchaser, which, either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the
Mortgage Loans or the execution, delivery or enforceability of this Agreement or result in any material liability of the Purchaser, or draw into question the validity of this Agreement, or the Mortgage Loans or have a material adverse effect on the financial condition of the Purchaser;

(8) Broker.  The Purchaser has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

(9) No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, the purchase of the Mortgage Loans from the Seller or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10) Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser; and

(11)  Non-Petition Agreement. The Purchaser covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of all rated obligations of Bishop's Gate Residential Mortgage Trust, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Bishop's Gate Residential Mortgage Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against Bishop's Gate Residential Mortgage Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Bishop's Gate Residential Mortgage Trust.  This covenant and agreement shall be binding upon the Purchaser and any assignee or transferee of the Purchaser.

(12) The Purchaser agrees that it shall not solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute solicitation and shall not violate this covenant.

Section 4.02.   Conditions Precedent to Closing.

Each purchase of Mortgage Loans hereunder shall be subject to each of the following conditions:

(a)      All of the representations and warranties of Seller under the Cendant Guide, and of Seller and
                  Purchaser under this Agreement shall be true and correct as of the Funding Date, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement or under the Cendant Guide;

(b)      Purchaser shall have received, or Purchaser's attorneys shall have received in escrow, all
                  Closing Documentsas specified herein, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories other than Purchaser as required pursuant to the respective terms thereof; and

(c)      All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on each Funding Date the applicable
Purchase Price as provided herein.

ARTICLE V: ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01    Cendant Mortgage to Act as Servicer; Servicing Standards; Additional Documents;
                Consent of the Purchaser.

(1)      The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and REO Property from and after each Funding Date in accordance with the terms and provisions of the
Mortgage Loans, applicable law, Acceptable Servicing Procedures and the terms and provisions of this
Agreement for and on behalf of, and in the best interests of, the Purchaser (without taking into account any relationship the Servicer may have with any Mortgagor or other Person, the participation, if any, of the Servicer in any financing provided in connection with the sale of any Mortgaged Property, or the
Servicer's obligation to advance any expenses or incur any costs in the performance of its duties hereunder) in accordance with a standard that is not less than the higher of (a) the same care, skill, prudence and diligence with which it services similar assets held for its own or its Affiliates' account and (b) the same care, skill, prudence and diligence with which it services similar assets for third party institutional investors, in each case giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the Mortgage Loans.  Subject to the foregoing standards, in connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes; provided that nothing contained herein shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Seller, including with respect to Servicing Fees.

         Any Additional Collateral Mortgage Loans (as defined in Exhibit 10 hereto), will be serviced in accordance with the terms of the Additional Collateral Assignment and Servicing Agreement (attached hereto as Exhibit 10) and the terms of this Agreement.

(2)         To the extent consistent with Section 5.01(1) and further subject to any express limitations set forth in this Agreement, the Servicer (acting alone or, solely in the circumstances permitted hereunder, acting through a subservicer) shall have full power and authority to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including the power and authority (a) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents (including estoppel certificates), (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related
Mortgages, (c) to submit claims to collect any Insurance Proceeds and Liquidation Proceeds, (d) to
consent to the application of any Insurance Proceeds or Condemnation Proceeds to the restoration of the applicable Mortgaged Property or otherwise, (e) to bring an action in a court of law, including an unlawful detainer action, to enforce rights of the Purchaser with respect to any Mortgaged Property, (f)
to execute and deliver, on behalf of the Purchaser, documents relating to the management, operation, maintenance, repair, leasing, marketing and sale of any Mortgaged Property or any REO Property, and (g)
to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any
Mortgage Loan; provided that the Servicer shall not take any action not provided for in this Agreement that is materially inconsistent with or materially prejudices the interest of the Purchaser in any
Mortgage Loan or under this Agreement.  If reasonably requested by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and the REO Properties, including documents relating to the foreclosure, receivership, management, operation, maintenance, repair, leasing, marketing and sale (in foreclosure or otherwise) of any Mortgaged Property or any REO Property.
Nothing contained in this Agreement shall limit the ability of the Servicer to lend money to (whether on a secured or unsecured basis), and otherwise generally engage in any kind of business or dealings with, any Mortgagor as though the Servicer were not a party to this Agreement or to the transactions contemplated hereby.  Unless such business or dealings adversely affect the value of a Mortgage Loan or the interest of Purchaser in a Mortgage Loan.

(3)         Notwithstanding anything to the contrary contained herein:

                  (a)      the Servicer acknowledges that the Purchaser or its designee will (subject to the provisions of Section 5.13) retain title to, and ownership of, the Mortgage Loans and the REO
Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO Property or any portion thereof, unless otherwise requested by the Purchaser in accordance with Section 5.13; 5.13 says we can take title

                  (b)      the Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order;

                  (c)      the Servicer shall, in servicing the Mortgage Loans, follow and comply with the servicing guidelines established by FNMA, provided that the Servicer shall specifically notify the
Purchaser in writing and obtain the Purchaser's written consent (such approval will not be unreasonably withheld) prior to the Servicer taking any of the following actions:  (1) modifying, amending or waiving any of the financial terms of, or making any other material modifications to, a Mortgage Loan, ;
(2) selling any Specially Serviced Mortgage Loan or REO Property; (3) making, with respect to any
Specially Serviced Mortgage Loan or REO Property, Servicing Advances (irrespective of whether non-recoverable); provided that the Servicer shall not be required to so advise the Purchaser to the extent that each related Servicing Advance as to the related Mortgaged Property or REO Property is not in excess of $10,000; (4) forgiving principal or interest on, or permitting to be satisfied at a discount, any Mortgage Loan; (5) accepting substitute or additional collateral, or releasing any collateral, for a Mortgage Loan. If the Purchaser has not approved or rejected in writing any proposed action(s) recommended by the Servicer to be taken hereunder within 20 Business Days of the date such recommendation is made, then the Purchaser shall be deemed to have rejected such recommended action(s)
and theServicer shall not take any such action(s);

                  (d)      the Servicer shall notify the Purchaser of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Purchaser, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof;

                  (e)      the Servicer shall remain primarily liable for the full performance of its obligations hereunder notwithstanding any appointment by the Servicer of a subservicer or subservicers hereunder; and

                  (f)      the Purchaser may at any time and from time to time, in its sole discretion, upon 10 Business Days written notice to the Servicer, terminate the Servicer's servicing obligations hereunder with respect to (1) any REO Property or (2) any Mortgage Loan that, in accordance with the
Purchaser's internal credit classification criteria, has been classified as "doubtful" or a "loss."
Upon the effectiveness of any such termination of the Servicer's servicing obligations with respect to any such REO Property or Mortgage Loan, the Servicer shall deliver all agreements, documents, and instruments related thereto to the Purchaser, in accordance with applicable law.

Section 5.02    Collection of Mortgage Loan Payments.

         Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans, which procedures shall in any event comply with the servicing standards set forth in Section 5.01.
Furthermore, the Servicer shall  ascertain and estimate annual ground rents, taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgages, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

 Section 5.03   Collection of Mortgage Loan Payments.

         The Servicer shall, within five (5) calendar days following each Record Date, deliver to the
Purchaser monthly reports (substantially in the form of Exhibit 5.03(a) and Exhibit 5.03(b) attached hereto) with respect to all Specially Serviced Mortgage Loans.  In addition, the Servicer shall, within one (1) Business Day following the occurrence of any foreclosure sale with respect to any Mortgaged
Property, deliver to the Purchaser a notice of foreclosure sale substantially in the form of Exhibit
5.03(c) attached hereto.

Section 5.04    Establishment of Collection Account; Deposits in Collection Account.

         The Servicer shall segregate and hold all funds collected and received pursuant to each
Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts constituting
Eligible Accounts, with any funds in excess of the current FDIC established insurance limits invested in
Permitted Investments.  The creation of any Collection Account shall be evidenced by a certification in the form of Exhibit 5.04-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form of Exhibit 5.04-2 attached hereto, in the case of an account held by a depository other than the Servicer.  In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

         The Servicer shall deposit in the Collection Account on a daily basis, within two Business Days after receipt (or as otherwise required pursuant to this Agreement in the case of clauses (7), (8) and
(9) of this Section 5.04) and retain therein the following payments and collections received or made by it subsequent to each Funding Date, or received by it prior to the Funding Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Funding Date:

1)       all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

2)       all payments on account of interest on the Mortgage Loans;

3)       all Liquidation Proceeds;

4)  all REO Disposition Proceeds

4)       all Insurance Proceeds, including amounts required to be deposited pursuant to Sections 5.10 and 5.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Properties or released to the applicable Mortgagors in accordance with the
     Servicer's normal servicing procedures and Acceptable Servicing Procedures, the related Mortgages or applicable law;

5)       all Condemnation Proceeds affecting any Mortgaged Property which are not released to a
     Mortgagor in accordance with the Servicer's normal servicing procedures, the related Mortgage or applicable law;

6)       any Monthly Advances in accordance with Section 6.03;

7)       any amounts required to be deposited by the Servicer pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit to be made from the
     Servicer's own funds without reimbursement therefor;

8)       any amounts required to be deposited by the Servicer pursuant to Section 5.16(ii) in connection with any losses on Permitted Investments; and

9)       any amounts required to be deposited in the Collection Account pursuant to Sections 7.01 or
     7.02 or otherwise pursuant to the terms hereof.

10)      interest on the amount of any Payoff at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs.

         The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 7.01, need not be deposited by the Servicer in the Collection Account and shall be retained by the Servicer as additional compensation.

Section 5.05    Permitted Withdrawals from the Collection Account.

         The Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

1)       to reimburse itself for unreimbursed Monthly Advances and Servicing Advances (other than with respect to REO Properties) that are approved by the Purchaser as being non-recoverable in accordance with Section 6.04;

2)       to make payments to the Purchaser in the amounts, at the times and in the manner provided for in Section 6.01;

3)       to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this Subsection 3 being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest with respect to which any such Monthly Advance was made;

4)       to reimburse itself for unreimbursed Servicing Advances (other than with respect to REO
     Properties) and for unreimbursed Monthly Advances, the Servicer's right to reimburse itself pursuant to this Subsection 4 with respect to any Mortgage Loan being limited to related
     Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where  a Seller or the Servicer is required to repurchase a Mortgage Loan pursuant to Sections 2.04, 3.04 and/or 7.02, the Servicer's right to such reimbursement shall be subsequent and subordinate to the payment to the Purchaser of the applicable
     Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such
     Mortgage Loan;

5)       to pay to itself, solely out of the interest portion of the Monthly Payment actually received with respect to a Mortgage Loan during the period ending on the most recent Determination Date, the
     Servicing Fee with respect to such Mortgage Loan;

6)       to pay to itself as additional servicing compensation (a) any interest earned on funds in the
     Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date)
     and (b) any prepayment penalties or premiums relating to any Principal Prepayments; provided that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage
     Loan with respect to which a default, breach, violation, or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;

7)       to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to
     Sections 2.04, 3.04 and/or 7.02 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined (except to the extent that such amounts constitute part of the Repurchase Price to be remitted to the Purchaser);

8)       to remove any amounts deposited into the Collection Account in error; and

9)       to clear and terminate the Collection Account upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this Agreement.

10) to make payments to the primary mortgage insurer for Mortgage Loans with  lender-paid Primary
Insurance Policy.

The Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage Loan-by-Mortgage
Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to this
Section.

Section 5.06    Establishment of Escrow Accounts; Deposits in Escrow.

         The Servicer shall segregate and hold all funds collected and received pursuant to each
Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by a certification in the form shown on Exhibit 5.06-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form shown on Exhibit 5.06-2 attached hereto, in the case of an account held by a depository other than the Servicer, such depository having been consented to by the Purchaser.  In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

         The Servicer shall deposit in each Escrow Account on a daily basis, and retain therein, (i) all
Escrow Payments collected on account of the related Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under Sections 5.07 and/or 5.08.  The
Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.  The Servicer shall be responsible for ensuring that the administrator of the Escrow Account complies with all applicable laws, and shall indemnify and hold the Purchaser harmless with respect to the administration of such Accounts.

Section 5.07    Permitted Withdrawals From Escrow Accounts.

         Withdrawals from any Escrow Account may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance
Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related
Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) if permitted by applicable law, for transfer to the Collection
Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property in accordance with the terms of the related Mortgage Loan, (vi) to pay to the
Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse a Mortgagor in connection with the making of the Payoff of the related Mortgage Loan or the termination of all or part of the escrow requirement in connection with the
Mortgage Loan, (viii) to remove any amounts deposited into the Escrow Account in error; or (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 5.08    Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance
                Policies; Collections Thereunder.

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  If a Mortgage does not provide for Escrow Payments, then the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments but shall be entitled to reimbursement thereof in accordance with the terms of this Agreement.

         The Servicer shall maintain in full force and effect a Primary Insurance Policy, conforming in all respects to the description set forth in Section 3.03(29), issued by an insurer described in that
Section, with respect to each Mortgage Loan for which such coverage is required.  Such coverage will be maintained in accordance with Acceptable Servicing Procedures and  until such time, if any, as such insurance is required to be released in accordance with the provisions of applicable law including, but not limited to, the Homeowners Protection Act of 1998.  The Servicer shall assure that all premiums due under any Primary Insurance Policy are paid in a timely manner, but, shall be entitled to reimbursement pursuant to the terms of this Agreement for premiums paid by the Servicer on behalf of any Mortgagor who is obligated to pay such premiums but fails to do so.  The Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect on the Funding Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Mortgage Insurer .  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary
Insurance Policy.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, then the Servicer shall obtain, and, except as otherwise provided above, maintain, a replacement Primary Insurance Policy as provided above.

         In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage
Loan.  Pursuant to Section 5.04, any amounts collected by the Servicer under any Primary Insurance
Policy shall be deposited in the Collection Account, subject to withdrawal in accordance with
Section 5.05.

Section 5.09    Transfer of Accounts.

         The Servicer may transfer the Collection Account or any Escrow Account to a different depository institution from time to time; provided that (i) no such transfer shall be made unless all certifications or letter agreements required under Section 5.04 have been executed and delivered by the parties thereto; and (ii) concurrently upon any such transfer, the Servicer shall give written notice thereof to the Purchaser.  Notwithstanding anything to the contrary contained herein, the Collection
Account and each Escrow Account shall at all times constitute Eligible Accounts.

         To the extent that at any time the funds in either the Collection Account or the Escrow Account should exceed the FDIC maximum insurance limit, (the "Excess Amount"), the Servicer shall put such
Excess Amounts into Permitted Investments, which funds shall be brought back into the Collection Account or Escrow Account, as the case may be, for distribution to the Purchaser on the related Remittance Date.

Section 5.10    Maintenance of Hazard Insurance.

              The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (1) the Unpaid Principal Balance of such Mortgage Loan or
(2) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the loss payee from becoming a co-insurer.

              If any Mortgaged Property is in an area identified by the Federal Emergency Management
Agency as having special flood hazards and such flood insurance has been made available, then the
Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Program with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the outstanding principal balance of the related Mortgage Loan or (b) the maximum amount of insurance which is available under the Flood Disaster
Protection Act of 1973, as amended.

         The Servicer shall also maintain on each REO Property fire, hazard and liability insurance, and to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of such property and (b) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the
Note Rate and related Servicing Advances.

All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least 30 days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided that the Servicer shall not accept any such insurance policies from insurance companies unless such companies (a) currently reflect (1) a general policyholder's rating of B+ or better and a financial size category of III or better in Best's Key Rating Guide, or (2) a general policyholder's rating of "A" or "A-" or better in Best's Key Rating Guide, and (b) are licensed to do business in the state wherein the related Mortgaged Property is located.  Notwithstanding the foregoing, the Servicer may accept a policy underwritten by Lloyd's of London or, if it is the only coverage available, coverage under a state's Fair Access to Insurance Requirement (FAIR) Plan.  If a hazard policy becomes in danger of being terminated, or the insurer ceases to have the ratings noted above, the Servicer shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 5.11.

         Pursuant to Section 5.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the
Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the  Acceptable
Servicing Procedures, shall be deposited in the Collection Account within one Business Day after receipt, subject to withdrawal in accordance with Section 5.05.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 5.11    Maintenance of Mortgage Impairment Insurance Policy .

         If the Servicer obtains and maintains a blanket policy issued by an issuer that has a Best's
Key rating of A+:V insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of Section 5.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 5.10 and there shall have been one or more losses which would have been covered by such policy, deposit in the
Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause; provided that the Servicer shall not be entitled to obtain reimbursement therefor.  In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days'
prior written notice to the Purchaser.

Section 5.12    Fidelity Bond; Errors and Omissions Insurance.

         The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA and FHLMC on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage
Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the "Mortgage
Banker's Blanket Bond" and shall protect and insure the Servicer against losses, including losses arising by virtue of any Mortgage Loan not being satisfied in accordance with the procedures set forth in Section 7.02 and/or losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of or by such Persons.  Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 5.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the
FNMA Guide and by FHLMC in the FHLMC Servicing Guide.  The Servicer shall cause to be delivered to the
Purchaser on or before the Funding Date:  (i)  a certified true copy of the Fidelity Bond and insurance policy; (ii) a written statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Purchaser; and (iii) written evidence reasonably satisfactory to the Purchaser that such Fidelity
Bond or insurance policy provides that the Purchaser is a beneficiary or loss payee thereunder.

Section 5.13    Management of REO Properties.

If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an "REO Property"), the deed or certificate of sale shall be taken in the name of the Purchaser or the
Person (which may be the Servicer for the benefit of the Purchaser) designated by the Purchaser, or in the event the Purchaser or such Person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business"
or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the
Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.
The Servicer (acting alone or through a subservicer), on behalf of the Purchaser, shall, subject to
Section 5.01(iii)(c), dispose of any REO Property pursuant to Section 5.14.  Unless an appraisal prepared by an MAI Appraiser who is Independent in accordance with the provisions of 12 C.F.R. 225.65 shall have been obtained in connection with the acquisition of such REO Property, promptly following any acquisition by the Purchaser (through the Servicer) of an REO Property, the Servicer shall obtain a narrative appraisal thereof (at the expense of the Purchaser) in order to determine the fair market value of such REO Property.  The Servicer shall promptly notify the Purchaser of the results of such appraisal.  The Servicer shall also cause each REO Property to be inspected promptly upon the
acquisition of title thereto and shall cause each REO Property to be inspected at least   as required by
Acceptable Servicing Practices thereafter, and Servicer shall be entitled to be reimbursed for expenses in connection therewith in accordance with this Agreement.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicer's Mortgage
File and copies thereof shall be forwarded by the Servicer to the Purchaser.  The Servicer shall also furnish to the Purchaser the applicable reports required under Section 8.01.

Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO Properties are held, then the
Servicer shall manage, conserve, protect and operate each REO Property in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 86OG(a)(8)
of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 86OF(a)(2)(B) or any "net income from foreclosure property" within the meaning of
Section 86OG(c)(2) of the Code (or comparable provisions of any successor or similar legislation).

The Servicer shall deposit and hold all revenues and funds collected and received in connection with the operation of each REO Property in the Collection Account, and the Servicer shall account separately for revenues and funds received or expended with respect to each REO Property.

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (and, in particular, Section 5.01(iii)(c)), to do any and all things in connection with any REO Property as are consistent with the servicing standards set forth in Section
5.01.  In connection therewith, the Servicer shall deposit or cause to be deposited on a daily basis in the Collection Account all revenues and collections received or collected by it with respect to each REO
Property, including all proceeds of any REO Disposition.  Subject to Section 5.15(iv), the Servicer
shall withdraw (without duplication) from the Collection Account, but solely from the revenues and collections received or collected by it with respect to a specific REO Property, such funds necessary for the proper operation, management and maintenance of such REO Property, including the following:

(1)      all insurance premiums due and payable in respect of such REO Property;

(2)      all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(3)      all customary and reasonable costs and expenses necessary to maintain, repair, appraise, evaluate, manage or operate such REO Property (including the customary and reasonable costs incurred by any "managing agent" retained by the Servicer in connection with the maintenance, management or operation of such REO Property);

(4)      all reasonable costs and expenses of restoration improvements, deferred maintenance and tenant improvements; and

(5)      all other reasonable costs and expenses, including reasonable attorneys' fees, that the
     Servicer may suffer or incur in connection with its performance of its obligations under this
     Section (other than costs and expenses that the Servicer is expressly obligated to bear pursuant to this Agreement).

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (1) through (5) above, the Servicer shall, subject to Section 6.04, advance the amount of funds required to cover the shortfall with respect thereto.  The Servicer shall promptly notify the
Purchaser in writing of any failure by the Servicer to make a Servicing Advance of the type specified in clauses (1) or () above (irrespective of whether such Servicing Advance is claimed to be non-recoverable by the Servicer pursuant to Section 6.04).

Following the consummation of an REO Disposition, the Servicer shall remit to the Purchaser, in accordance with Section 6.01, any proceeds from such REO Disposition in the Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property.

Section 5.14    Sale of Specially Serviced Mortgage Loans and REO Properties.

Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the Servicer shall offer to sell any REO Property no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property on or prior to the purchase date specified in Section 5.15(3).
In accordance with the servicing standards set forth in Section 5.01, the Servicer shall solicit bids and offers from Persons for the purchase of any Specially Serviced Mortgage Loan or REO Property and,
upon receipt thereof, promptly (but in any event within 3 Business Days) present such bids and offers to the Purchaser.  The Servicer shall not accept any bid or offer for any Specially Serviced Mortgage Loan or REO Property except in compliance with Section 5.01(3(c).  The Purchaser may reject any bid or offer if the Purchaser determines the rejection of such bid or offer would be in the best interests of the
Purchaser.  If the Purchaser rejects any bid or offer, the Servicer shall, if appropriate, seek an extension of the 2 year period referred to in Section 5.15.

Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the Servicer shall act on behalf of the Purchaser in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith.  The terms of sale of any Specially Serviced
Mortgage Loan or REO Property shall be in the sole discretion of the Purchaser.  Any sale of a Specially
Serviced Mortgage Loan or any REO Disposition shall be without recourse to, or representation or warranty by, the Purchaser or the Servicer, and, if consummated in accordance with the terms of this
Agreement, then the Servicer shall have no liability to the Purchaser with respect to the purchase price therefor accepted by the Purchaser.  The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in (a) if such sale is an REO
Disposition, in the Collection Account in accordance with Section 5.13 and (b) in any other circumstance, the Collection Account in accordance with Section 5.04.

Section 5.15    Realization Upon Specially Serviced Mortgage Loans and REO Properties.

(1)      Subject to Section 5.01(iii)(c), the Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with  Acceptable Servicing Procedures, be made for collection of delinquent payments pursuant to Section 5.01 and (b) such foreclosure or other conversion is otherwise in accordance with Section 5.01.  The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as Servicing Advances either through Liquidation Proceeds or through Insurance Proceeds (in accordance with Section 5.05) or from any other source relating to the Specially Serviced Mortgage Loan(including REO Disposition
Proceeds).  The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 5.05.

(2)      Upon any Mortgaged Property becoming an REO Property, the Servicer shall promptly notify the
Purchaser thereof, specifying the date on which such Mortgaged Property became an REO Property.
Pursuant to its efforts to sell such REO Property, the Servicer shall, either itself or through an agent selected by it, protect and conserve such REO Property in accordance with the servicing standards set forth in Section 5.01 and may, subject to Section 5.01(3)(c) and incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, for the period to the sale of such REO Property.

(3)      Notwithstanding anything to the contrary contained herein, the Purchaser shall not, and the
Servicer shall not on the Purchaser's behalf, acquire any real property (or personal property incident to such real property) except in connection with a default or a default that is imminent on a Mortgage
Loan.  If the Purchaser acquires any real property (or personal property incident to such real property)
in connection with such a default, then such property shall be disposed of by the Servicer in accordance with this Section and Section 5.14 as soon as possible but in no event later than 2 years after its acquisition by the Servicer on behalf of the Purchaser, unless the Servicer obtains, at the expense of the Purchaser, in a timely fashion an extension from the Internal Revenue Service for an additional specified period.

(4)      Any recommendation of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Property, net of reimbursement to the Servicer for Servicing Advances and fees for work-out compensation in accordance with the FHLMC Servicing Guide, incurred with respect to such REO Property under Section 5.13, shall be applied to the payment of the costs and expenses set forth in Section 5.13(iv), with any remaining amounts to be promptly deposited in the Collection Account in accordance with Section 5.13.

(5)      If, in the exercise of its servicing obligations with respect to any Mortgaged Property hereunder, the Servicer deems it is necessary or advisable to obtain an Environmental Assessment, then the Servicer shall so obtain an Environmental Assessment, it being understood that all reasonable costs and expenses incurred by the Servicer in connection with any such Environmental Assessment (including the cost thereof) shall be deemed to be Servicing Advances recoverable by the Servicer pursuant to
Section 5.13(4).  Such Environmental Assessment shall (a) assess whether (1) such Mortgaged Property is in material violation of applicable Environmental Laws or (2) after consultation with an environmental expert, taking the actions necessary to comply with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, and
(b) identify whether (1) any circumstances are present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or (2) if such circumstances exist, after consultation with an environmental expert, taking such actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  (The conditions described in the immediately preceding clauses (a) and (b) shall be referred to herein as "Environmental Conditions Precedent to Foreclosure.")  If any such Environmental
Assessment so warrants, the Servicer is hereby authorized to and shall perform such additional environmental testing as it deems necessary and prudent to establish the satisfaction of the foregoing
Environmental Conditions Precedent to Foreclosure or to proceed in accordance with Subsection (6) or
(7), as the case may be, below (such additional testing thereafter being included in the term
"Environmental Assessment").

(6)      If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with
Subsection 5 of this Section 5.15 establishes that any of the Environmental Conditions Precedent to
Foreclosure is not satisfied with respect to any Mortgaged Property, but the Servicer in good faith reasonably believes that it is in the best economic interest of the Purchaser to proceed against such
Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the Purchaser.  If, pursuant to
Section 5.01(iii)(c), the Purchaser has notified the Servicer in writing to proceed against such
Mortgaged Property, then the Servicer shall so proceed.  The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the Environmental Conditions
Precedent to Foreclosure that is not satisfied shall not be an expense of the Servicer and the Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action.

(7)      If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with
Subsection 5 of this Section  5.15 establishes that any of the Environmental Conditions Precedent to
Foreclosure is not satisfied with respect to any Mortgaged Property and, in accordance with
Section 5.01(3)(c), the Purchaser elects or is deemed to have elected not to proceed against such
Mortgaged Property, then the Servicer shall, subject to Section 5.01(3)(c), take such action as
Purchaser and Servicer shall agree upon. .

(8)      Prior to the Servicer taking any action with respect to the use, management or disposal of any hazardous materials on any Mortgaged Property, the Servicer shall request the approval of the Purchaser in accordance with Section 5.01(3(c) and, if such action is approved by the Purchaser, (a) keep the
Purchaser apprised of the progress of such action; and (b) take such action in compliance with all applicable Environmental Laws.

Section 5.16    Investment of Funds in the Collection Account.

The Servicer may direct any depository institution which holds a Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest.  All such Permitted
Investments shall be held to maturity, unless payable on demand.  In the event amounts on deposit in the
Collection Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

         (a)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

         (b)  demand payment of all amounts due thereunder promptly upon determination by the Servicer or notice from the Purchaser that such Permitted Investment would not constitute a Permitted
         Investment in respect of funds thereafter on deposit in the Collection Account.

All income and gain realized from investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 5.05.  The
Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any
Permitted Investment immediately upon realization of such loss.

ARTICLE V: REPORTS; REMITTANCES; ADVANCES

Section 6.01    Remittances.

(1) On each Remittance Date, the Servicer shall remit to the Purchaser (a) all amounts credited to the Collection
Account as of the close of business on the preceding Determination Date (including (1) the amount of any
Payoff, together with interest thereon at the related Remittance Rate to the  end of the month in which prepayment of the related Mortgage Loan occurs and (2) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 5.13), net of charges against or withdrawals from the Collection Account in accordance with Section 5.05, which charges against or withdrawals from the
Collection Account the Servicer shall make solely on such Remittance Date, plus (b) all Monthly
Advances, if any, which the Servicer is obligated to remit pursuant to Section 6.03; provided that the
Servicer shall not be required to remit, until the next following Remittance Date, Prepaid Monthly
Payments and minus principal prepayments received after the last calendar day of the month preceding the
Remittance Date. any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

(2) All remittances made to the Purchaser on each Remittance Date will be made to the Purchaser or Purchaser's designee by wire transfer of immediately available funds accordingly to the instructions that will be provided by Purchaser to the Servicer.

(3) With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time by Citibank, N.A., New York, New
York, as its prime lending rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.
Neither the payment by the Servicer nor the acceptance by the Purchaser of any such interest shall be deemed an extension of time for payment or a waiver by the Purchaser of any Event of Default.

Section 6.02    Reporting.

         On or before the 5th calendar day (or, if such day is not a Business Day, on the immediately succeeding Business Day) of each month during the term hereof, the Servicer shall deliver to the
Purchaser monthly accounting reports in the form of Exhibits 6.02(a) through 6.02(g) attached hereto with respect to the most recently ended Monthly Period and the 6.02 (b) will be given in electronic form..  .  The Purchaser may assess penalty fees in accordance with  The FNMA Guidefor late or incorrect reporting.

         The Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 6.03    Monthly Advances by the Servicer.

(1)      Not later than the close of business on the Business Day immediately preceding each Remittance
Date, the Servicer shall deposit in the Collection Account an amount equal to all Monthly Payments not previously advanced by the Servicer (with interest adjusted to the Remittance Rate) that were due on a
Mortgage Loan and delinquent at the close of business on the related Determination Date.  The Servicer may reduce the total amount to be deposited in the Collection Account as required by the foregoing sentence by the amount of funds in the Collection Account which represent Prepaid Monthly Payments.

(2)      The Servicer's obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the
Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) with respect to the
Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser an
Officers' Certificate evidencing the determination by the Servicer in accordance with Section 6.04 that advances with respect to such Mortgage Loan are non-recoverable.

Section 6.04    Non-recoverable Advances.

         The determination by the Servicer that any Monthly Advance or Servicing Advance, if made, would constitute a non-recoverable advance shall be evidenced by an Officers' Certificate delivered to the
Purchaser detailing the reasons for such determination, with copies of a relevant appraisal by an MAI
Appraiser who is Independent and, if such reports are to be used to determine that any Monthly Advance or Servicing Advance would be a non-recoverable advance, all engineers' reports, environmental reports or other information relevant thereto that support such determination.  Such Officers' Certificate shall set forth the Servicer's considerations in reaching its conclusion that such advance is non-recoverable, and such conclusion shall be based upon, in addition to the above-described appraisal and reports, income and expense statements, rent rolls, occupancy, property inspections, servicer inquiries and other information of similar nature that support the Servicer's conclusion that such advance is non-recoverable.  The Purchaser shall have a period of 45 days following the later of (i) the receipt by the Purchaser of such Officers' Certificate and all documentation supplied by the Servicer relating thereto and (ii) the receipt by the Purchaser of such other related documentation or information as shall have been reasonably requested by the Purchaser within 30 days following the delivery of such
Officers' Certificate, to approve, by the exercise by the Purchaser of its reasonable credit judgment, the subject Monthly Advance or Servicing Advance as a non-recoverable advance.  Only if the Purchaser has so approved any Monthly Advance or Servicing Advance as non-recoverable shall the Servicer be entitled to reimbursement for such non-recoverable advance (solely to the extent made) as provided in
Section 5.05 or Section 5.13, as applicable.  The Servicer shall also deliver to the Purchaser from time to time upon request copies of any appraisals and other reports or information of the type described in this Section 6.04 that it possesses relative to any Mortgaged Property.

Section 6.05    Itemization of Servicing Advances.

The Servicer shall provide the Purchaser with an itemization of all Servicing Advances incurred or made by the Servicer hereunder not less than quarterly and at such other times as the Purchaser may from time to time reasonably request.

ARTICLE VI: GENERAL SERVICING PROCEDURE

 Section 7.01   Enforcement of Due-on-Sale Clauses, Assumption Agreements.

(1)      The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the
Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale"
clause applicable thereto; provided that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

(2)      If the Servicer is prohibited from enforcing such "due-on-sale" clause, then the Servicer will enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  (For purposes of this Section 7.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.)  If any Mortgage Loan is to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the same Cendant Mortgage underwriting criteria for approving the credit of the proposed transferee that are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  Where an assumption is allowed, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and subject to the conditions of
Section 7.01(iii), shall, and is hereby authorized to, enter into a substitution of liability agreement with the Person to whom the Mortgaged Property is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.  In no event shall the Note Rate, the amount of the Monthly Payment or the final maturity date be changed.  The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related
Purchaser's Mortgage File and shall, for all purposes, be considered a part of such Purchaser's Mortgage
File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional compensation for servicing the Mortgage Loans.

(3)      If the credit of the proposed transferee does not meet such underwriting criteria, then the
Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02    Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the
Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.04 have been or will be so deposited and shall request delivery to it of the Purchaser's Mortgage File held by the Purchaser or its designee.  Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the Servicer and the Servicer shall promptly prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

         If the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise take such action which results in a reduction of the coverage under the Primary Insurance Policy, if any, then the Servicer shall promptly give written notice thereof to the Purchaser, and, within 10 Business Days following written demand therefor from the Purchaser to the Servicer, the Servicer shall repurchase the related Mortgage Loan by paying to the Purchaser the Repurchase Price therefor by wire transfer of immediately available funds directly to the Purchaser's Account.

         From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser or Purchaser's
designee shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the  Mortgage File held by the Purchaser to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related Mortgage Loan documents to the
Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the
Collection Account or the  Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such  Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing
Officer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 7.03    Servicing Compensation.

         As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments actually collected on the Mortgage Loans the amounts provided for as the Servicing
Fee.  The Servicing Fee in respect of a Mortgage Loan for a particular month shall become payable only upon the receipt by the Servicer from the Mortgagor of the full Monthly Payment in respect of such
Mortgage Loan.  Additional servicing compensation in the form of assumption fees, as provided in Section
7.01, late payment charges and other servicer compensation for modifications, short sales, and other services not to exceed those fees described in the FHLMC Servicing Guide shall be retained by the
Servicer to the extent not required to be deposited in the Collection Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 7.04    Annual Statement as to Compliance.

         The Servicer will deliver to the Purchaser on or before March 31 of each year, beginning with
March 31, 2002, an Officers' Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, (ii) the Servicer has fully complied with the provisions of this Agreement and
(iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

Section 7.05    Annual Independent Certified Public Accountants' Servicing Report.

         On or before March 31 of each year beginning March 31, 2002, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified
Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans generally that include a sampling of the Mortgage Loans, the provisions of Article VI have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with this Agreement, except for
(i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 7.06    Purchaser's Right to Examine Servicer Records.

         The Purchaser shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon five days advance notice any and all of
(i) the credit and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all
books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) that are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this
Agreement.  The Servicer shall be obligated to make the foregoing information available to the Purchaser at the site where such information is stored; provided that the Purchaser shall be required to pay all reasonable costs and expenses incurred by the Servicer in making such information available.

ARTICLE VIII:  REPORTS TO BE PREPARED BY THE SERVICER

Section 8.01    The Servicer's Reporting Requirements.

Electronic Format.  If requested by the Purchaser or its designee, the Servicer shall supply any and all information regarding the Mortgage Loans and the REO Properties, including all reports required to be delivered pursuant to  Section 5.03, Section 6.02 and this Section 8.01, to the Purchaser in electronic format reasonably acceptable to Purchaser.

REO Property Reports.  On or before the 3rd Business Day preceding each Determination Date, the Servicer shall deliver to the Purchaser a report, in form acceptable to Purchaser, describing in reasonable detail the Servicer's efforts in connection with the sale of each REO Property and setting forth all operating income (including rental income) and operating expenses pertaining to each REO Property for the previous month, together with rent rolls, operating statements, and such other information as is referenced on such report pertaining to the REO Property.

Additional Reports; Further Assurances.  On or before the 3rd Business Day preceding each Determination
Date, the Servicer shall deliver to the Purchaser (i) a report, acceptable to the Purchaser, describing in reasonable detail all Mortgage Loans that are 90 days or more delinquent and the Servicer's activities in connection with such delinquencies and (ii) a report (substantially in the form of Exhibit
8.01 attached hereto) with respect to delinquent Mortgage Loans.  Utilizing resources reasonably available to the Servicer without incurring any cost except the Servicer's overhead and employees'
salaries, the Servicer shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably requested by the Purchaser with respect to Mortgage Loans or REO Properties (provided the
Purchaser shall have given the Servicer reasonable notice and opportunity to prepare such reports, information or documentation), including any reports, information or documentation reasonably required to comply with any regulations of any governmental agency or body having jurisdiction over the
Purchaser, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request.  If any of such reports are not customarily prepared by the Servicer or require that the Servicer program data processing systems to create the reports, then the Purchaser shall pay to the Servicer a fee mutually agreed to by the
Purchaser and the Servicer taking into account the Servicer's actual time and cost in preparing such reports.  The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02    Financial Statements.

         The Servicer understands that, in connection with marketing the Mortgage Loans, the Purchaser may make available to any prospective purchaser of the Mortgage Loans the Servicer's audited financial statements for its fiscal year 1999 and its audited financial statements for fiscal year 2000, together with any additional statements provided pursuant to the next sentence.  During the term hereof, the
Servicer will deliver to the Purchaser audited financial statements for each of its fiscal years following the Funding Date and all other financial statements prepared following the Funding Date to the extent any such statements are available upon request to the public at large.

         The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchasers of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer which may affect, in any material respect, the Servicer's ability to comply with its obligations under this Agreement, and to permit any prospective purchasers upon reasonable notice and during normal business hours to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective purchasers that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

ARTICLEIX: THE SELLERS

Section 9.01    Indemnification; Third Party Claims.

         Each Seller shall indemnify and hold harmless the Purchaser, its directors, officers, agents, employees, and assignees (each, an "Indemnified Party") from and against any costs, damages, expenses
(including reasonable attorneys' fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses ("Losses") suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by such Seller of any of its representations and warranties contained in Article III or (ii) a breach by such Seller of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof.  The applicable Seller shall immediately (i) notify the Purchaser if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property
(ii) assume the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Indemnified Party in respect of such claim.  Nothing contained herein shall prohibit the Indemnified Party, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither Seller shall be obligated to pay or comply with any settlement to which it has not consented.  All amounts required to be paid or reimbursed by a Seller hereunder shall be paid or reimbursed as and when incurred by the Indemnified Party upon demand therefor by such Indemnified Party.

Section 9.02    Merger or Consolidation of the Seller.

         Each Seller will keep in full effect its existence, rights and franchises as a corporation or a
Delaware business trust, as applicable, under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which a Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of such Seller's assets to such Person) to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that, unless otherwise consented to by the Purchaser, the successor or surviving Person, in the case of a merger or consolidation, etc. of the Servicer, shall be an institution qualified to service mortgage loans on behalf of FNMA and FHLMC in accordance with the requirements of Section 3.02(1), shall not cause a rating on any security backed by a Mortgage Loan to be downgraded and shall satisfy the requirements of Section 12.01 with respect to the qualifications of a successor to such Seller.

Section 9.03    Limitation on Liability of the Sellers and Others.

         Neither the Sellers nor any of the officers, employees or agents of the Sellers shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or pursuant to the express written instructions of the Purchaser, or for errors in judgment made in good faith; provided that this provision shall not protect the Sellers or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, negligence or any breach in the performance of the obligations and duties hereunder.  The Sellers and any officer, employee or agent of the Sellers may rely in good faith on any document of any kind reasonably believed by the Sellers or such Person to be genuine and prima facie properly executed and submitted by any
Person respecting any matters arising hereunder.

The Sellers shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their duties hereunder and which in their opinion may involve them in any expense or liability; provided that the Sellers may with the written consent of Purchaser undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Sellers shall notify the Purchaser and the Purchaser shall either (1) authorize the removal of the expenses by the Seller from the Collection
Account or (2)  Remit the requested expenses to the Seller .

Section 9.04    Servicer Not to Resign.

         With respect to the retention by Cendant Mortgage of the servicing of the Mortgage Loans and the REO Properties hereunder, Cendant Mortgage acknowledges that the Purchaser has acted in reliance upon Cendant Mortgage's Independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.
Consequently, Cendant Mortgage shall not assign the servicing rights retained by it hereunder to any third party nor resign from the obligations and duties hereby imposed on it except (i) with the approval of the Purchaser, such approval not to be unreasonably withheld, or (ii) 30 Business Days following any determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Cendant Mortgage.  Any determination permitting the transfer of the servicing rights or the resignation of Cendant Mortgage under Subsection (ii) hereof shall be evidenced by an opinion of counsel to such effect delivered to the Purchaser, which opinion of counsel shall be in form and substance reasonably acceptable to the Purchaser.

ARTICLEX:  DEFAULT

Section 10.01   Events of Default.

         In case one or more of the following events shall occur and be continuing:

(1)      any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of 3  Business Days unless such failure to remit is due to a cause beyond the Servicer's control, including an act of God, act of civil, military or governmental authority, fire, epidemic, flood, blizzard, earthquake, riot, war, or sabotage, provided that the Servicer gives the Purchaser notice of such cause promptly and uses commercially reasonable efforts to correct such failure to remit and does so remit within 2
     Business Days following the end of the duration of the cause of such failure to remit; or

(2)      any failure on the part of a Seller/Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of such Seller/Servicer set forth in this Agreement which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the applicable Seller/Servicer by the Purchaser; provided that such 45-day period shall not begin with respect to any failure to cure or repurchase in accordance with Sections 2.04 and/or 3.04 until the expiration of the cure periods provided for in Sections 2.04 and/or 3.04, as applicable;

(3)      any filing of an Insolvency Proceeding by or on behalf of a Seller/Servicer, any consent by or on behalf of a Seller/Servicer to the filing of an Insolvency Proceeding against a Seller/Servicer, or any admission by or on behalf of a Seller/Servicer of its inability to pay its debts generally as the same become due;

(4)       any filing of an Insolvency Proceeding against a Seller/Servicer that remains undismissed or unstayed for a period of 60 days after the filing thereof;

(5)       any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of a Seller/Servicer;

(6)       any failure or inability of Cendant Mortgage to be eligible to service Mortgage Loans for FNMA or FHLMC;

(7)      any sale, transfer, assignment, or other disposition by a Seller/Servicer of all or substantially all of its property or assets to a Person who does not meet the qualifications enumerated or incorporated by reference into Section 9.02, any assignment by a Seller/Servicer of this Agreement or any of a Seller's/Servicer's rights or obligations hereunder except in accordance with Section 9.04, or any action taken or omitted to be taken by a Seller/Servicer in contemplation or in furtherance of any of the foregoing, without the consent of the Purchaser;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the
Purchaser, by notice in writing to the Sellers may, in addition to whatever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Sellers and The Servicer under this Agreement and in and to the
Mortgage Loans(including the Servicing rights thereon) and the proceeds thereof subject to Section
12.01, without the Purchaser's incurring any penalty or fee of any kind whatsoever in connection therewith; provided that, upon the occurrence of an Event of Default under Subsection (3), (4) or (5) of this Section 10.01, this Agreement and all authority and power of the Sellers hereunder (whether with respect to the Mortgage Loans, the REO Properties or otherwise) shall automatically cease.  On or after the receipt by the Sellers of such written notice, all authority and power of the Sellers under this
Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease.

ARTICLEXI:  TERMINATION

Section 11.01   Term and Termination.

(1)      The servicing obligations of the Servicer under this Agreement may be terminated as provided in
     Section 10.01 hereof.

(2) In any case other than as provided under Subsection (1) hereof, the respective obligations and responsibilities of the Sellers and Servicer hereunder shall terminate upon:  (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (b) the mutual written consent of the Sellers and the Purchaser.

(3)  Upon any termination of this Agreement or the servicing obligations of the Servicer hereunder, then the Servicer shall prepare, execute and deliver all agreements, documents and instruments, including all  Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect such termination, all at the Servicer's sole expense.  In any such event, the Servicer agrees to cooperate with the Purchaser in effecting the termination of the Servicer's servicing responsibilities hereunder, including the transfer to the Purchaser or its designee for administration by it of all cash amounts which shall at the time be contained in, or credited by the Servicer to, the Collection Account and/or the Escrow Account or thereafter received with respect to any Mortgage Loan or REO Property.

Section 11.02 Termination without Cause     In the event that any Mortgage Loans become delinquent in
their payment obligations, and the Purchaser has no disposition option other than to sell such non-performing Mortgage Loans to a third party purchaser on a servicing released basis, then Seller agrees to act in the following manner:  (i) either allow the servicing function on such non-performing
Mortgage Loans to be released to the Purchaser's third party purchaser; or (ii) purchase the non-performing Mortgage Loans from the Purchaser under the same price and terms which the Purchaser's third party purchaser would have purchased such non-performing Mortgage Loans.

Section 11.03   Survival.

         Notwithstanding anything to the contrary contained herein, the representations and warranties of the parties contained herein and in any certificate or other instrument delivered pursuant hereto, as well as the other covenants hereof (including those set forth in Section 9.01) , shall survive the termination of this Agreement and shall inure to the benefit of the parties, their successors and assigns. Sellers further agree that the representations, warranties and covenants made by Sellers herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Purchaser notwithstanding any investigation heretofore made by Purchaser or on Purchaser's behalf.

ARTICLE VIIII:  GENERAL PROVISIONS

Section 12.01   Successor to the Servicer.

Upon the termination of the Servicer's servicing responsibilities and duties under this Agreement pursuant to Section 9.04, 10.01, or 11.01, the Purchaser shall (i) succeed to and assume all of the
Servicer's responsibilities, rights, duties and obligations under this Agreement or (ii) appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement.  If the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, then the Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if applicable) all on the terms and conditions contained herein and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The termination of the Servicer's servicing responsibilities pursuant to any of the aforementioned Sections shall not, among other things, relieve the Servicer of its obligations pursuant to Section 2.04 and/or
7.02, the representations and warranties or other obligations set forth in Sections 2.04, 3.01, 3.02 and
3.03 and the remedies available to the Purchaser under the various provisions of this Agreement.  In addition, such termination shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination.

Section 12.02   Governing Law.

         This Agreement is to be governed by, and construed in accordance with the internal laws of the
State of New York without giving effect to principals of conflicts of laws. The obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.03   Notices.

         Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Purchaser, EMC Mortgage Corporation; MacArthur
Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, TX 75038, Attention: Ed Raice with copy to Bear
Stearns 245 Park Avenue, New York, NY 10167 Attention Legal Department, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser, (ii) in the case of the Cendant
Mortgage, Cendant Mortgage Corporation, 6000 Atrium Way, Mt. Laurel, NJ  08054, Attention:  Peter A.
Thomas, Vice President, Secondary Marketing, and (iii) in the case of the Trust, c/o Cendant Mortgage
Corporation, as  Administrator, 6000 Atrium Way, Mt. Laurel, NJ  08054, Attention:  Peter A. Thomas,
Vice President, Secondary Marketing ,or such other address as may hereafter be furnished to the
Purchaser in writing by the applicable Seller.

Section 12.04   Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.05   Schedules and Exhibits.

         The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

Section 12.06   General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(2) any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(3) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(5) a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to
Paragraphs and other subdivisions;

(6) a reference to a "day" shall be a reference to a calendar day;

(7) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(8) the terms "include" and "including" shall mean without limitation by reason of enumeration.

Section 12.07   Waivers and Amendments, Noncontractual Remedies; Preservation of Remedies.

This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 12.08   Captions.

All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 12.09   Counterparts; Effectiveness; Assigns.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement shall become effective as of the date first set forth herein upon the due execution and delivery of this Agreement by each of the parties hereto.  None of the Sellers shall assign its rights and obligations under this Agreement without the prior written consent of the
Purchaser, which consent shall not be unreasonably withheld.

Section 12.10   Entire Agreement; Amendment.

This Agreement (including the schedules and exhibits annexed hereto or referred to herein), together with the Cendant Guide, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto.

Section 12.11   Further Assurances.

Each party hereto shall take such additional action as may be reasonably necessary to effectuate this
Agreement and the transactions contemplated hereby.  The Sellers will promptly and duly execute and deliver to the Purchaser such documents and assurances and take such further action as the Purchaser may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Purchaser.

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective officers as of the date first written above.

EMC Mortgage Corporation

By:______________________________________
Name:
Title:

CENDANT MORTGAGE CORPORATION

By:______________________________________
Name:    Peter A.  Thomas
Title:   Vice President

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST (formerly
known as CENDANT RESIDENTIAL MORTGAGE TRUST)

By:      Cendant Mortgage Corporation, as
         Administrator

By:______________________________________
Name:    Peter A. Thomas
Title:   Vice President

                  Schedule B-1

                  On or prior to the Funding  Date,  the Seller  shall  deliver to the  Purchaser,  or its
designee, each of the following documents for each Mortgage Loan:(i)   The    original    Mortgage    Note
endorsed,  "Pay to the order of  ________________,  without recourse" and signed in the name of the Seller by an  authorized  officer.  In the event that the  Mortgage  Loan was acquired by the Seller in a merger, the  endorsement  must be by "[SELLER],  successor by merger to [name of  predecessor]";  and in the event that the Mortgage Loan was acquired or originated by the Seller while doing  business  under another name,
the endorsement must be by "[SELLER], formerly known as [previous name]";(ii)   Original          recorded
Mortgage,  with  evidence  of  recording  information  thereon  except  for any  Mortgage  which  has been forwarded to the  appropriate  recorder's  office for  recordation and which has not been returned by such recording  officer,  in which case the Seller shall deliver and release to Purchaser a certified true copy of any such  Mortgage  so  certified  by the Seller  with  evidence  of such  Mortgage's  delivery  to the appropriate  recorder's  office.  In addition,  the Seller shall  deliver and release to the Purchaser the original recorded Mortgage within 90 days after the Funding Date;(iii) Original  Assignment  of  Mortgage,
in blank,  which assignment shall be in form and substance  acceptable for recording but not recorded.  In the event that the  Mortgage  Loan was  acquired  by the  Seller in a merger,  the  assignment  must be by
"[SELLER],  successor by merger to [name of  predecessor]";  and in the event that the  Mortgage  Loan was acquired or originated by the Seller while doing business  under another name,  the assignment  must be by
"[SELLER], formerly known as [previous name]";(iv)   Original  policy  of  title  insurance,   except  for
those  Mortgage  Loans  originated  within 60 days before the Funding Date,  for which  Mortgage Loans the
Seller shall have  delivered and released to the Purchaser the related  binders.  In addition,  the Seller shall  deliver to the Purchaser the original  policy of title  insurance  within 90 days after the Funding
Date. The policy must be properly  endorsed,  any necessary  notices of transfer must be forwarded and any other action  required to be taken must be taken in order to fully protect,  under the terms of the policy
and applicable law, Purchaser's interest as first mortgagee;(v)        Original    of   all    assumption,
extensions and modification agreements;(vi) If required  under  Section 7, the original  policy of primary mortgage  guaranty  insurance,  or where such insurance is provided by a master  policy,  a certified true
copy of the master policy and the original certificate of insurance;(vii)       Original          recorded
intermediate assignments of the Mortgage, including warehousing assignments, if any.
(viii)   Copies of documents evidencing the Borrower's pledge of additional collateral securing the
Mortgage Loan, if applicable.

(ix)     With respect to a Cooperative  Loan:  (i) a copy of the  cooperative  lease and the assignment of such cooperative  lease to the originator of the Mortgage Loan, with all intervening  assignments  showing a complete chain of title and an assignment  thereof by Seller;  (ii) the stock certificate  together with an undated  stock  power  relating to such stock  certificate  executed  in blank;  (iii) the  recognition agreement in  substantially  same form as standard  "AZTECH" form; (iv) copies of the financial  statement filed by the  originator  as secured  party and, if  applicable,  a filed UCC-3  Assignment of the subject security  interest  showing a complete chain of title,  together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing (v) loan security agreement.

                                                                                                                       EXHIBIT H-11

                                         EMC MORTGAGE CORPORATION
                                                Purchaser,

                                               US BANK, NA
                                                 Company,

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                        Dated as of March 1, 2003

                                     (Adjustable Rate Mortgage Loans)

                                                ARTICLE I

Section 1.01     Defined Terms............................................................................2

                                                ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                               ARTICLE III

                                                ARTICLE IV

Section 4.08     Payment of Taxes, Insurance and Other
                 Charges; Maintenance of Primary Mortgage

                                                ARTICLE V

                                                ARTICLE VI

Section 6.07     Indemnification regarding Section 6.04 and Section 6.05

                                               ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably Required................................62

                                               ARTICLE VIII

                                                ARTICLE IX

Section 9.01     Events of Default........................................................................67
Section 9.02     Waiver of Defaults.......................................................................68

                                                ARTICLE X

Section 10.01     Termination.............................................................................69
Section 10.02     Termination without cause...............................................................69

                                                ARTICLE XI

EXHIBITS
   A-1                  Contents of Mortgage File
   A-2                  Contents of Servicing File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                     [reserved]
   G                    Request for Release of Documents and Receipt
   H                    Company's Underwriting Guidelines
   I                    Mortgage Loan Schedule

         This is a  Purchase,  Warranties  and  Servicing  Agreement,  dated as of  March  1,  2003 and is executed  between  EMC  MORTGAGE  CORPORATION,  as  Purchaser  (the  "Purchaser"),  and US  BANK,  NA (the
"Company").

                                          W I T N E S S E T H :

         WHEREAS,  the  Purchaser has  heretofore  agreed to purchase from the Company and the Company has heretofore  agreed  to sell to the  Purchaser,  certain  Mortgage  Loans on a  servicing  retained  basis, pursuant to the terms of a letter  agreement  dated as of March 11,  2003,  by and between the Company and the Purchaser (the "Confirmation").

         WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other  security instrument  creating a first lien on a residential  dwelling located in the jurisdiction  indicated on the
Mortgage Loan Schedule; and

         WHEREAS,  the Purchaser and the Company wish to prescribe the  representations  and warranties of the Company with respect to itself and the Mortgage  Loans and the  management,  servicing  and control of the Mortgage Loans;

         NOW,  THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the Purchaser and the Company agree as follows:

                                                ARTICLE I

                                               DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this Agreement,  the following words and phrases,  unless the context  otherwise requires, shall have the following meaning specified in this Article:

         Accepted  Servicing  Practices:  With  respect to any Mortgage  Loan,  those  mortgage  servicing practices  (including  collection  procedures)  of prudent  mortgage  banking  institutions  which service mortgage  loans of the same type as such Mortgage  Loan in the  jurisdiction  where the related  Mortgaged
Property is located,  and which are in accordance with Fannie Mae servicing practices and procedures,  for
MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

         Adjustment  Date:  As to each  Mortgage  Loan,  the date on which the Mortgage  Interest  Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement:  This Purchase,  Warranties  and Servicing  Agreement  including all exhibits  hereto, amendments hereof and supplements hereto.

         Appraised Value:  With respect to any Mortgaged  Property,  the value thereof as determined by an appraisal  made for the  originator of the Mortgage Loan at the time of  origination  of the Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae.

         Assignment:  An  individual  assignment  of  the  Mortgage,  notice  of  transfer  or  equivalent instrument,  in  recordable  form,  sufficient  under the laws of the  jurisdiction  wherein  the  related
Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         BIF:  The Bank Insurance Fund, or any successor thereto.

         Business  Day:  Any day other  than:  (i) a Saturday  or Sunday,  or (ii) a legal  holiday in the
State of New York or the  State of  Minnesota,  or (iii) a day on which  banks in the State of New York or the State of Minnesota are authorized or obligated by law or executive order to be closed.

         Closing Date: March 26, 2003.

         Code:             The Internal Revenue Code of 1986, or any successor statute thereto.

         Company: US Bank, NA, their successors in interest and assigns, as permitted by this Agreement.

         Company's Officer's  Certificate:  A certificate signed by the Chairman of the Board,  President, any Vice  President  or  Treasurer  of Company  stating the date by which  Company  expects to receive any missing documents sent for recording from the applicable recording office.

         Condemnation  Proceeds:  All awards or  settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire,  by exercise of the power of eminent  domain or  condemnation, to the extent not  required  to be released to a  Mortgagor  in  accordance  with the terms of the related
Mortgage Loan Documents.

         Confirmation: As defined in the Recitals to this Agreement.

         Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit  occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op Loan:  A Mortgage  Loan secured by the pledge of stock  allocated  to a dwelling  unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Current Appraised Value:   With  respect  to  any  Mortgaged  Property,   the  value  thereof  as
determined by an appraisal made for the Company (by an appraiser who met the  requirements  of the Company and Fannie Mae) at the request of a Mortgagor  for the purpose of canceling a Primary  Mortgage  Insurance
Policy in accordance  with federal,  state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

         Current LTV:      The ratio of the Stated  Principal  Balance of a Mortgage  Loan to the  Current
Appraised Value of the Mortgaged Property.

         Custodial  Account:  Each separate demand account or accounts created and maintained  pursuant to
Section  4.04 which shall be entitled  "US Bank,  NA, in trust for the  [Purchaser],  Owner of  Adjustable
Rate Mortgage  Loans" and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Custodian: Wells Fargo Bank Minnesota, N.A.

         Cut-off Date: March 1, 2003.

         Determination  Date:  The 15th day (or if such 15th day is not a Business  Day,  the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

         Due  Date:  The day of the  month  on  which  the  Monthly  Payment  is due on a  Mortgage  Loan, exclusive of any days of grace, which is the first day of the month.

         Due Period:  With respect to any  Remittance  Date,  the period  commencing  on the second day of the month  preceding  the month of such  Remittance  Date and  ending on the first day of the month of the
Remittance Date.

         Eligible  Account:  An account  established  and  maintained:  (i) within FDIC  insured  accounts created,  maintained and monitored by the Company so that all funds  deposited  therein are fully insured, or (ii) as a trust  account with the  corporate  trust  department  of a depository  institution  or trust company  organized  under the laws of the United States of America or any one of the states thereof or the
District of Columbia  which is not  affiliated  with the  Company (or any  sub-servicer)  or (iii) with an
entity  which  is  an   institution   whose   deposits  are  insured  by  the  FDIC,   the  unsecured  and
uncollateralized  long-term  debt  obligations of which shall be rated "A2" or higher by Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable  Rating
Agency,  and which is either (a) a federal savings  association  duly organized,  validly  existing and in good standing under the federal banking laws, (b) an institution  duly organized,  validly existing and in good standing under the applicable  banking laws of any state,  (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding  company,  or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities,  the equivalent  required  ratings of each Rating  Agency,  and held such that the rights of the Purchaser  and the owner of the Mortgage  Loans shall be fully protected  against the claims of any creditors of the Company (or any  sub-servicer) and of any creditors or depositors  of the  institution  in which such account is maintained or (v) in a separate non-trust  account  without  FDIC or other  insurance  in an  Eligible  Institution.  In the event  that a
Custodial  Account is established  pursuant to clause (iii),  (iv) or (v) of the preceding  sentence,  the
Company shall provide the  Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

         Eligible  Institution:  US Bank, NA, or an  institution  having (i) the highest  short-term  debt rating,  and one of the two highest  long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial  Account,  an unsecured  long-term debt rating of at least one of the two highest  unsecured long-term debt ratings of each Rating Agency.

         Equity  Take-Out  Refinanced  Mortgage  Loan:  A Refinanced  Mortgage  Loan the proceeds of which were in excess of the  outstanding  principal  balance  of the  existing  mortgage  loan as defined in the
Fannie Mae Guide(s).

         Escrow  Account:  Each separate  trust  account or accounts  created and  maintained  pursuant to
Section  4.06 which shall be entitled  "US Bank,  NA, in trust for the  [Purchaser],  Owner of  Adjustable
Rate Mortgage  Loans,  and various  Mortgagors"  and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground  rents, taxes,  assessments,  water rates, sewer rents, municipal charges,  mortgage insurance premiums,  fire and hazard insurance  premiums,  condominium  charges,  and any other payments  required to be escrowed by the
Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

         Fannie Mae:       The Federal National Mortgage Association, or any successor thereto.

         Fannie Mae  Guide(s):  The Fannie Mae Selling  Guide and the Fannie Mae  Servicing  Guide and all
amendments or additions thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

         FHLMC Guide:  The FHLMC  Single  Family  Seller/Servicer  Guide and all  amendments  or additions thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         GAAP:  Generally accepted accounting principles,
consistently applied.

         HUD:  The United States Department of Housing and Urban Development or any successor.

         Index:  The weekly  average yield on United  States  Treasury  securities  adjusted to a constant maturity of one (1) year, as made available by the Federal Reserve Board.

         Initial Rate Cap: As to each Mortgage Loan,  where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

         Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

         Lifetime Rate Cap: As to each Mortgage  Loan,  the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan.

         Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage
Loan,  whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise.

         Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the  ratio of the  original outstanding  principal  amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged  Property
as of the  Origination  Date with  respect  to a  Refinanced  Mortgage  Loan,  and (ii) the  lesser of the
Appraised  Value  of the  Mortgaged  Property  as of the  Origination  Date or the  purchase  price of the
Mortgaged Property with respect to all other Mortgage Loans.

         Margin:  With  respect  to each  Mortgage  Loan,  the fixed  percentage  amount set forth in each related  Mortgage  Note which is added to the Index in order to determine  the related  Mortgage  Interest
Rate, as set forth in the Mortgage Loan Schedule.

         Monthly  Advance:  The  aggregate  of the  advances  made by the Company on any  Remittance  Date pursuant to Section 5.03.

         Monthly  Payment:  The  scheduled  monthly  payment of principal  and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a  Mortgage  Note  which creates a first lien on an  unsubordinated  estate in fee simple in real  property  securing  the Mortgage
Note.

         Mortgage  File:  The  mortgage  documents  pertaining  to a  particular  Mortgage  Loan which are specified in Exhibit A-1 hereto.

         Mortgage  Impairment  Insurance Policy: A mortgage  impairment or blanket hazard insurance policy as required by Section 4.11.

         Mortgage  Interest Rate: The annual rate at which  interest  accrues on any Mortgage Loan,  which may be adjusted from time to time, in accordance with the provisions of the related Mortgage Note.

         Mortgage  Loan:  An  individual  mortgage  loan  which is the  subject  of this  Agreement,  each
Mortgage  Loan  originally  sold and subject to this  Agreement  being  identified  on the  Mortgage  Loan
Schedule,  which  Mortgage Loan includes  without  limitation  the Mortgage  File,  the Monthly  Payments,
Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds, REO Disposition
Proceeds,  and all other rights,  benefits,  proceeds and  obligations  arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

         Mortgage Loan Documents:  The documents listed in Exhibit A-1.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee
Rate.

         Mortgage  Loan  Schedule:  The schedule of Mortgage  Loans  attached as Exhibit I, setting  forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's first and last name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating  whether the Mortgaged  Property is  owner-occupied,  a second home or an investor property;

         (5)      the type of residential property constituting the Mortgaged Property;

         (6)      the original months to maturity of the Mortgage Loan;

         (7)      the  remaining  months  to  maturity  from  the  related  Cut-off  Date,  based  on the  original amortization  schedule  and, if  different,  the  maturity  expressed  in the same manner but based on the actual amortization schedule;

         (8)      the  Sales  Price,  if  applicable,   Appraised  Value  and   Loan-to-Value   Ratio,  at
origination;

         (9)      the Mortgage  Interest Rate as of  origination  and as of the related  Cut-off Date; the initial  Adjustment  Date, the next  Adjustment Date  immediately  following the related Cut-off Date, the
Index, the Margin,  the Initial Rate Cap, if any,  Periodic Rate Cap, if any,  minimum  Mortgage  Interest
Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

         (10)     the Origination Date of the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13)     the amount of the Monthly Payment as of the related  Cut-off Date;

         (14)     the original principal amount of the Mortgage Loan;

         (15)     the  scheduled  Stated  Principal  Balance  of the  Mortgage  Loan  as of the  close  of business on the related  Cut-off  Date,  after  deduction  of payments of  principal  due on or before the related Cut-off Date whether or not collected;

         (16) a code  indicating  the  purpose  of the  Mortgage  Loan  (i.e.,  purchase,  rate  and  term refinance, equity take-out refinance);

         (17) reserved;

         (18)     the number of times during the twelve (12) month period  preceding  the related  Closing
Date that any Monthly Payment has been received after the month of its scheduled due date;

         (19)     the date on which the first payment is or was due;

         (20)     a code  indicating  whether  or not  the  Mortgage  Loan is the  subject  of a  Primary  Mortgage
Insurance  Policy  and, if the subject of a Primary  Mortgage  Insurance  Policy,  the  percentage  of the coverage amount;

         (21)     a code  indicating  whether or not the Mortgage  Loan is currently  convertible  and the conversion spread;

         (22)     the  last Due Date on  which a  Monthly  Payment  was  actually  applied  to the  unpaid principal balance of the Mortgage Loan.

         (23)     product type (i.e. 3/1, 5/1, etc.);

         (24)     credit score and/or mortgage score, if available;

         (25)     reserved;

         (26)     a code  indicating  whether or not the  Mortgage  Loan has a  prepayment  penalty  and if so, the amount and term thereof; and

         (27)     the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable.

         With respect to the Mortgage  Loans in the  aggregate,  the Mortgage  Loan  Schedule  attached as
Exhibit I shall set forth the following information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the current aggregate outstanding principal balance of the Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)      the weighted average months to next Adjustment Date;

         Mortgage  Note:  The note or other  evidence  of the  indebtedness  of a  Mortgagor  secured by a
Mortgage.

         Mortgaged  Property:  The  underlying  real  property  securing  repayment  of a  Mortgage  Note, consisting of a single  parcel of real estate  considered to be real estate under the laws of the state in which such real property is located  which may include  condominium  units and planned unit  developments, improved by a residential  dwelling;  except that with respect to real property  located in  jurisdictions in which the use of  leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

         Mortgagor:  The obligor on a Mortgage Note.

         OCC:  Office of the Comptroller of the Currency, its successors and assigns.

         Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board,  the  President,  a Senior  Vice  President  or a Vice  President  or by the  Treasurer  or the
Secretary or one of the Assistant  Treasurers or Assistant  Secretaries  of the Company,  and delivered to the Purchaser as required by this Agreement.

         Opinion  of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

         Origination  Date:  The  date  on  which a  Mortgage  Loan  funded,  which  date  shall  not,  in connection with a Refinanced  Mortgage Loan, be the date of the funding of the debt being refinanced,  but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, its successors and assigns.

         Periodic Rate Cap: As to each  Mortgage  Loan,  the maximum  increase or decrease in the Mortgage
Interest Rate on any Adjustment  Date, as set forth in the related  Mortgage Note and the related Mortgage
Loan Schedule.

         Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations of, and obligations  fully  guaranteed by the United States of  America  or any  agency or  instrumentality  of the  United  States of  America  the obligations  of which are backed by the full  faith and  credit of the United  States of
                  America;

                  (ii) (a) demand or time deposits,  federal funds or bankers'  acceptances  issued by any depository  institution  or trust  company  incorporated  under  the laws of the  United
                  States of America or any state thereof and subject to  supervision  and  examination  by federal  and/or state banking  authorities,  provided that the  commercial  paper and/or the  short-term  deposit  rating  and/or the long-term  unsecured  debt  obligations  or deposits  of  such  depository  institution  or  trust  company  at  the  time  of  such investment or contractual  commitment  providing for such investment are rated in one of the two highest  rating  categories  by each Rating  Agency and (b) any other  demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii)  repurchase  obligations  with a term  not to  exceed  thirty  (30)  days and with respect  to (a) any  security  described  in clause  (i) above and  entered  into with a depository  institution  or trust  company  (acting as  principal)  described  in clause
                  (ii)(a) above;

                  (iv)  securities  bearing  interest  or sold at a  discount  issued  by any  corporation incorporated  under the laws of the United  States of America or any state  thereof that are rated in one of the two  highest  rating  categories  by each  Rating  Agency at the time of such  investment  or  contractual  commitment  providing  for  such  investment;
                  provided,  however,  that securities  issued by any particular  corporation  will not be
                  Permitted  Investments  to the  extent  that  investments  therein  will  cause the then outstanding  principal  amount  of  securities  issued by such  corporation  and held as
                  Permitted  Investments to exceed 10% of the aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

                  (v) commercial  paper  (including  both  non-interest-bearing  discount  obligations and interest-bearing  obligations  payable  on demand or on a  specified  date not more than one year after the date of issuance  thereof)  which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi)  any  other  demand,  money  market  or  time  deposit,  obligation,   security  or
                  investment  as may be  acceptable  to each Rating Agency as evidenced in writing by each
                  Rating Agency; and

                  (vii) any money market  funds the  collateral  of which  consists of  obligations  fully guaranteed  by the United  States of America  or any  agency or  instrumentality  of the
                  United  States of  America  the  obligations  of which are  backed by the full faith and credit of the  United  States of  America  (which  may  include  repurchase  obligations secured by  collateral  described  in clause (i)) and other  securities  and which money market  funds are  rated in one of the two  highest  rating  categories  by each  Rating
                  Agency.

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such  instrument or if such security  provides for payment of both  principal and interest with a yield to maturity  in  excess  of 120% of the  yield  to  maturity  at par or if such  investment  or  security  is purchased at a price greater than par.

         Person:  Any  individual,  corporation,  partnership,  joint  venture,  association,  joint-stock company,  limited liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

         Prepayment  Interest  Shortfall:  With respect to any  Remittance  Date,  for each  Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment  Period, an amount equal to the excess of one month's  interest at the applicable  Mortgage Loan Remittance Rate on the amount of such
Principal  Prepayment  over the  amount of  interest  (adjusted  to the  Mortgage  Loan  Remittance  Rate)
actually paid by the related Mortgagor with respect to such Prepayment Period.

         Prepayment Period:         With respect to any Remittance  Date, the calendar month preceding the month in which such Remittance Date occurs.

         Primary Mortgage Insurance Policy:  Each primary policy of mortgage  insurance  represented to be in effect  pursuant  to Section  3.02(hh),  or any  replacement  policy  therefor  obtained by the Company pursuant to Section 4.08.

         Prime  Rate:  The prime rate  announced  to be in effect  from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

         Principal  Prepayment:  Any payment or other  recovery of  principal  on a Mortgage  Loan full or partial  which is received in advance of its  scheduled  Due Date,  including  any  prepayment  penalty or premium  thereon and which is not  accompanied by an amount of interest  representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified Appraiser:  An appraiser,  duly appointed by the Company,  who had no interest,  direct or  indirect  in  the  Mortgaged  Property  or in any  loan  made  on  the  security  thereof,  and  whose compensation  is not affected by the approval or  disapproval of the Mortgage Loan, and such appraiser and the  appraisal  made by such  appraiser  both  satisfy  the  requirements  of Title XI of  FIRREA  and the regulations  promulgated  thereunder and the  requirements of Fannie Mae, all as in effect on the date the
Mortgage Loan was originated.

         Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the applicable  insurance business and to write the insurance  provided,  approved as an insurer by Fannie Mae or FHLMC.

         Rating  Agency:  Standard  &  Poor's,  Fitch,  Inc.  or,  in the  event  that  some or all of the ownership of the Mortgage Loans is evidenced by  mortgage-backed  securities,  the  nationally  recognized rating agencies issuing ratings with respect to such securities, if any.

         Refinanced  Mortgage  Loan:  A  Mortgage  Loan  which  was  made to a  Mortgagor  who  owned  the
Mortgaged  Property prior to the  origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         REMIC:  A "real estate mortgage investment conduit," as such term is defined in the Code.

         REMIC  Provisions:  The  provisions  of the  federal  income tax law  relating  to REMICs,  which appear at Sections 860A through 860G of the Code, and the related  provisions and regulations  promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance  Date:  The 18th day of any month,  beginning  in April  2003,  or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO  Disposition  Proceeds:  Amounts  received  by the Company in  connection  with a related REO
Disposition.

         REO  Property:  A  Mortgaged  Property  acquired  by the  Company on behalf of the  Purchaser  as described in Section 4.13.

         Repurchase  Price:  With  respect to any  Mortgage  Loan, a price equal to (i) the product of the greater  of  100%  or the  percentage  of par as  stated  in the  Confirmation  multiplied  by the  Stated
Principal  Balance of the Mortgage Loan on the  Repurchase  Date,  plus (ii) interest on such  outstanding principal  balance at the Mortgage  Loan  Remittance  Rate from the last date through  which  interest has been paid and  distributed  to the  Purchaser  to the end of the month of  repurchase,  plus,  (iii) third party  expenses  incurred in  connection  with the transfer of the Mortgage Loan being  repurchased;  less amounts  received  or advanced in respect of such  repurchased  Mortgage  Loan which are being held in the
Custodial Account for distribution in the month of repurchase.

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses
(including  reasonable  attorneys' fees and  disbursements)  incurred in the performance by the Company of its servicing obligations,  including,  but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged  Property,  (b) any enforcement,  administrative or judicial  proceedings, or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not
limited  to,  foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior  lienholders,  and other legal actions incidental to the servicing of the Mortgage
Loans (provided that such expenses are reasonable and that the Company  specifies the Mortgage  Loan(s) to which such expenses relate and, upon Purchaser's request,  provides documentation  supporting such expense
(which  documentation  would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial  proceeding does not arise out of a breach of any  representation,  warranty or covenant of the Company  hereunder),  (c) the management and liquidation of the Mortgaged  Property if the
Mortgaged Property is acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments, water rates,  sewer rates and other charges  which are or may become a lien upon the  Mortgaged  Property, and Primary Mortgage  Insurance Policy premiums and fire and hazard insurance  coverage,  (e) any expenses reasonably  sustained  by the  Company  with  respect to the  liquidation  of the  Mortgaged  Property  in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

         Servicing  Fee:  With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.
Such fee  shall be  payable  monthly,  computed  on the  basis of the same  principal  amount  and  period respecting  which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation  of the
Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the interest  portion of such  Monthly  Payment  collected  by the Company,  or as  otherwise  provided  under
Section  4.05 and in  accordance  with the  Fannie  Mae  Guide(s).  Any fee  payable  to the  Company  for administrative  services  related to any REO  Property as  described in Section 4.13 shall be payable from
Liquidation Proceeds of the related REO Property.

         Servicing Fee Rate:  The Servicing Fee Rate shall be a rate per annum equal to 0.375%.

         Servicing  File:  With respect to each  Mortgage  Loan,  the items listed in Exhibit A-2, and any additional documents required to be added to the Mortgage File pursuant to this agreement.

         Servicing   Officer:   Any  officer  of  the  Company   involved  in,  or  responsible  for,  the
administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each  Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date,  whether or not received,  minus (ii) all amounts  previously  distributed  to the  Purchaser  with respect to the Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

         Subservicer:   Any  subservicer   which  is  subservicing   the  Mortgage  Loans  pursuant  to  a
Subservicing Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing  Agreement:  An  agreement  between the Company and a  Subservicer,  if any, for the servicing of the Mortgage Loans.

                                                ARTICLE II

                         PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                              RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                 BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                   DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         The Company  agrees to sell and the  Purchaser  agrees to purchase the  Mortgage  Loans having an aggregate  Stated  Principal  Balance  on the  related  Cut-off  Date in an  amount  as set  forth  in the
Confirmation,  or in such other  amount as agreed by the  Purchaser  and the Company as  evidenced  by the actual aggregate  Stated Principal  Balance of the Mortgage Loans accepted by the Purchaser on the related
Closing Date,  with  servicing  retained by the Company.  The Company  shall deliver the related  Mortgage
Loan  Schedule for the Mortgage  Loans to be  purchased  on the related  Closing Date to the  Purchaser at least two (2) Business Days prior to the related  Closing Date.  The Mortgage Loans shall be sold pursuant to this Agreement on the related Closing Date.

         Section 2.02      Purchase Price.

         The Purchase  Price for each  Mortgage Loan shall be the Purchase  Price  Percentage as stated in the  Confirmation  (subject  to  adjustment  as  provided  therein),  multiplied  by the Stated  Principal
Balance,  as of the related  Cut-off  Date,  of the  Mortgage  Loan listed on the  related  Mortgage  Loan
Schedule  attached as Exhibit I, after  application  of scheduled  payments of principal  due on or before the related Cut-off Date whether or not collected.

         In addition to the Purchase  Price as described  above,  the Purchaser  shall pay to the Company, at closing,  accrued  interest on the Stated  Principal  Balance of each  Mortgage  Loan as of the related
Cut-off Date at the Mortgage Loan  Remittance  Rate of each  Mortgage  Loan from the related  Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued  interest as set forth in the preceding  paragraph  shall be paid on the related Closing Date by wire transfer of immediately available funds.

          Purchaser  shall be entitled to (1) all scheduled  principal due after the related Cut-off Date,
(2) all other recoveries of principal  collected on or after the related Cut-off Date (provided,  however, that all scheduled  payments of principal  due on or before the related  Cut-off Date and collected by the
Company or any successor  servicer  after the related  Cut-off Date shall belong to the Company),  and (3)
all payments of interest on the Mortgage  Loans net of  applicable  Servicing  Fees (minus that portion of any such payment  which is allocable to the period prior to the related  Cut-off  Date).  The  outstanding principal  balance of each Mortgage Loan as of the related  Cut-off Date is determined  after  application of payments of principal  due on or before the related  Cut-off Date  whether or not  collected,  together with any  unscheduled  principal  prepayments  collected  prior to the  related  Cut-off  Date;  provided, however,  that  payments of scheduled  principal  and  interest  prepaid for a Due Date beyond the related
Cut-off Date shall not be applied to the principal  balance as of the related  Cut-off Date.  Such prepaid amounts shall be the property of the  Purchaser.  The Company shall deposit any such prepaid  amounts into the Custodial  Account,  which  account is  established  for the benefit of the  Purchaser for  subsequent remittance by the Company to the Purchaser.

         Section 2.03      Servicing of Mortgage Loans.

         The Company  does hereby  agree to directly  service  the  Mortgage  Loans  listed on the related
Mortgage Loan  Schedule  attached as Exhibit I and subject to the terms of this  Agreement.  The rights of the  Purchaser to receive  payments  with respect to the related  Mortgage  Loans shall be as set forth in this Agreement.

         Section 2.04      Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

         As of the related Closing Date, the Company sold,  transferred,  assigned,  set over and conveyed to the  Purchaser,  without  recourse,  and the Company  hereby  acknowledges  that the Purchaser has, but subject to the terms of this  Agreement,  all the right,  title and  interest of the Company in and to the
Mortgage Loans.  Company will deliver the Mortgage Files to the Custodian  designated by Purchaser,  on or before the related  Closing  Date, at the expense of the Company.  The Company shall  maintain a Servicing
File  consisting of a copy of the contents of each Mortgage File and the documents  listed on Exhibit A-2.
The Servicing  File shall contain all documents  necessary to service the Mortgage  Loans.  The possession of each Servicing  File by the Company is at the will of the Purchaser,  for the sole purpose of servicing the related  Mortgage Loan,  and such  retention and possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage  Loan,  including the Mortgage Note, the  Mortgage,  the  contents  of the  related  Mortgage  File  and all  rights,  benefits,  proceeds  and obligations  arising therefrom or in connection  therewith,  has been vested in the Purchaser.  All rights arising out of the Mortgage  Loans  including,  but not limited to, all funds received on or in connection with the Mortgage  Loans and all records or documents  with respect to the Mortgage  Loans  prepared by or which come into the  possession  of the Company shall be received and held by the Company in trust for the benefit of the Purchaser as the owner of the Mortgage  Loans.  Any portion of the Mortgage  Files retained by the Company shall be appropriately  identified in the Company's  computer system to clearly reflect the ownership of the Mortgage  Loans by the  Purchaser.  The Company shall release its custody of the contents of the Mortgage Files only in accordance  with written  instructions  of the  Purchaser,  except when such release is required as  incidental to the  Company's  servicing of the Mortgage  Loans or is in connection with a repurchase  of any Mortgage Loan or Loans with respect  thereto  pursuant to this  Agreement,  such written instructions shall not be required.

         Section 2.05       Books and Records.

         The sale of each  Mortgage  Loan has been  reflected  on the  Company's  balance  sheet and other financial  statements  as a sale  of  assets  by  the  Company.  The  Company  shall  be  responsible  for maintaining,  and shall  maintain,  a complete set of books and records for the Mortgage  Loans that shall be  appropriately  identified in the  Company's  computer  system to clearly  reflect the ownership of the
Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for  inspection  by the  Purchaser,  or its  designee  and shall  deliver to the  Purchaser  upon  demand, evidence of compliance with all federal,  state and local laws,  rules and  regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the Flood  Disaster  Protection Act of 1973, as
amended,  to the  Mortgaged  Property,  documentation  evidencing  insurance  coverage of any  condominium project as  required  by Fannie Mae or FHLMC,  and  periodic  inspection  reports as  required  by Section
4.13. To the extent that original  documents are not required for purposes of  realization  of Liquidation
Proceeds or Insurance  Proceeds,  documents  maintained  by the Company may be in the form of microfilm or microfiche.

         The Company  shall  maintain  with respect to each  Mortgage  Loan and shall make  available  for inspection  by any  Purchaser  or its designee the related  Servicing  File during the time the  Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         In addition to the foregoing,  Company shall provide to any supervisory  agents or examiners that regulate  Purchaser,  including but not limited to, the OTS, the FDIC and other similar entities,  access, during normal business hours,  upon reasonable  advance notice to Company and without charge to Company or such  supervisory  agents or examiners,  to any  documentation  regarding  the Mortgage  Loans that may be required by any applicable regulator.

         Section 2.06.     Transfer of Mortgage Loans.

         The  Company  shall keep at its  servicing  office  books and  records in which,  subject to such reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage  Loan may be made unless such  transfer  is in  compliance  with the terms  hereof.
For the  purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with  respect to this  Agreement or any  Mortgage  Loan unless a notice of the  transfer of such  Mortgage
Loan has been  delivered to the Company in accordance  with this Section 2.06 and the books and records of the Company show such person as the new record owner of the Mortgage  Loan.  The  Purchaser  may,  subject to the terms of this Agreement,  sell and transfer one or more of the Mortgage Loans,  provided,  however, that the transferee  will not be deemed to be a Purchaser  hereunder  binding upon the Company unless such transferee  shall agree in writing to be bound by the terms of this Agreement and an original  counterpart of the  instrument of transfer in an Assignment  and  Assumption of this  Agreement  substantially  in the form of  Exhibit D hereto  executed  by the  transferee  shall have been  delivered  to the  Company.  The
Purchaser  also shall  advise the Company of the  transfer.  Upon receipt of notice of the  transfer,  the
Company  shall  mark its  books and  records  to  reflect  the  ownership  of the  Mortgage  Loans of such assignee,  and the previous  Purchaser  shall be released from its  obligations  hereunder with respect to the Mortgage Loans sold or transferred.

         If the  Purchaser  sells or  transfers  any of the  Mortgage  Loans,  the  Company  shall  not be required  to service  the  Mortgage  Loans for more than four (4) new  record  owners,  without  the prior written consent of the Company.

         Section 2.07      Delivery of Mortgage Loan Documents.

                  The Company  shall  deliver and release to the  Purchaser  or its  designee the Mortgage
Loan  Documents  in  accordance  with the terms of this  Agreement..  If the  Company  cannot  deliver the original  recorded  Mortgage Loan Documents or the original policy of title  insurance,  including  riders and endorsements  thereto,  on the related Closing Date, the Company shall,  promptly upon receipt thereof and in any case not later than 120 days from the related  Closing Date,  deliver such original  documents, including  original  recorded  documents,  to the Purchaser or its designee (unless the Company is delayed in making such  delivery  by reason of the fact that such  documents  shall not have been  returned by the appropriate  recording  office).  If  delivery  is not  completed  within 120 days solely due to delays in making  such  delivery  by  reason of the fact that such  documents  shall not have been  returned  by the appropriate recording office,  Company shall deliver such document to Purchaser,  or its designee,  within such time period as specified  in a Company's  Officer's  Certificate.  In the event that  documents  have not been received by the date specified in the Company's  Officer's  Certificate,  a subsequent  Company's
Officer's  Certificate  shall be  delivered  by such  date  specified  in the  prior  Company's  Officer's
Certificate,  stating a revised date for receipt of  documentation.  The procedure shall be repeated until the documents  have been received and delivered.  If delivery is not completed  within 180 days solely due to delays in making such delivery by reason of the fact that such  documents  shall not have been returned by the  appropriate  recording  office,  the  Company  shall  continue  to use its best  efforts to effect delivery as soon as possible  thereafter,  provided that if such  documents are not delivered by the 270th day from the date of the related  Closing Date, the Company shall  repurchase  the related  Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

         The Company shall pay all initial  recording  fees, if any, for the  assignments  of mortgage and any other  fees in  connection  with the  transfer  of all  original  documents  to the  Purchaser  or its designee.  Company shall  prepare,  in recordable  form, all  assignments of mortgage  necessary to assign the Mortgage  Loans to  Purchaser,  or its  designee.  Company  shall be  responsible  for  recording  the assignments of mortgage at the Purchasers direction.

         Company  shall  provide an  original  or  duplicate  original  of the title  insurance  policy to
Purchaser or its designee within ninety (90) days of the receipt of the recorded  documents  (required for issuance of such policy) from the applicable recording office.

         Any review by the  Purchaser,  or its  designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

         If the  Purchaser  or its designee  discovers  any defect with  respect to a Mortgage  File,  the
Purchaser  shall,  or shall  cause its  designee  to,  give  written  specification  of such defect to the
Company  which  may be given in the  exception  report or the  certification  delivered  pursuant  to this
Section  2.07,  or otherwise in writing and the Company  shall cure or  repurchase  such  Mortgage Loan in accordance with Section 3.03.

         The Company shall forward to the Purchaser,  or its designee,  original  documents  evidencing an assumption,  modification,  consolidation  or extension of any  Mortgage  Loan entered into in  accordance with Section 4.01 or 6.01 within two weeks of their execution;  provided,  however, that the Company shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for recordation  within two weeks of its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording office to be a true and complete copy of the original  within two weeks  following  receipt of the original  documents by the Company.

         From time to time the Company may have a need for Mortgage  Loan  Documents  to be released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written request of the  Company,  within  ten (10)  Business  Days,  deliver  to the  Company,  any  requested  documentation previously  delivered to  Purchaser as part of the Mortgage  File,  provided  that such  documentation  is promptly  returned to Purchaser,  or its designee,  when the Company no longer requires  possession of the document,  and provided  that during the time that any such  documentation  is held by the  Company,  such possession  is in  trust  for the  benefit  of  Purchaser.  Company  shall  indemnify  Purchaser,  and its designee, from and against any and all losses, claims, damages, penalties,  fines, forfeitures,  costs and expenses  (including  court costs and reasonable  attorney's  fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

         Section 2.08      Quality Control Procedures.

         The Company must have an internal  quality  control  program that  verifies,  on a regular basis,
the  existence  and  accuracy  of  the  legal  documents,  credit  documents,   property  appraisals,  and
underwriting  decisions.  The program must be capable of evaluating and monitoring the overall  quality of its loan  production  and  servicing  activities.  The  program is to ensure that the  Mortgage  Loans are originated and serviced in accordance with prudent mortgage banking  practices and accounting  principles;
guard  against  dishonest,  fraudulent,  or negligent  acts;  and guard  against  errors and  omissions by officers, employees, or other authorized persons.

         Section 2.09      Modification of Obligations.

         Purchaser  may,  without any notice to  Company,  extend,  compromise,  renew,  release,  change, modify,  adjust or alter,  by operation of law or otherwise,  any of the  obligations of the Mortgagors or other persons  obligated  under a Mortgage Loan without  releasing or otherwise  affecting the obligations of Company under this Agreement,  or with respect to such Mortgage Loan, except to the extent  Purchaser's extension,  compromise,  release,  change,  modification,  adjustment,  or  alteration  affects  Company's ability to collect the  Mortgage  Loan or realize on the  security of the  Mortgage,  but then only to the extent such action has such effect.

                                               ARTICLE III

                                    REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         The Company  represents,  warrants and covenants to the Purchaser that, as of the related Closing
Date or as of such date specifically provided herein:

         (a)      The Company is a  corporation,  duly  organized,  validly  existing and in good standing under the laws of the United  States of America and has all  licenses  necessary to carry out its business as now being  conducted,  and is licensed and  qualified to transact  business in and is in good  standing under the laws of each state in which any  Mortgaged  Property  is located or is  otherwise  exempt  under applicable law from such licensing or  qualification  or is otherwise not required under applicable law to effect such licensing or  qualification  and no demand for such licensing or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance  with the laws of any such state to the extent  necessary to ensure the  enforceability  of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Company has the full power and  authority  and legal right to hold,  transfer  and convey each Mortgage  Loan, to sell each  Mortgage  Loan and to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated  by this Agreement and to conduct its business as presently conducted,  has duly  authorized  the  execution,  delivery  and  performance  of this  Agreement  and any agreements  contemplated  hereby,  has duly  executed and delivered  this  Agreement,  and any  agreements contemplated  hereby,  and  this  Agreement  and  each  Assignment  to the  Purchaser  and any  agreements contemplated  hereby,  constitutes  a legal,  valid and binding  obligation  of the  Company,  enforceable against  it in  accordance  with its  terms,  and all  requisite  corporate  action  has been taken by the
Company to make this Agreement and all agreements  contemplated  hereby valid and binding upon the Company in accordance with their terms;

         (c) Neither the  execution and delivery of this  Agreement,  nor the  origination  or purchase of the Mortgage Loans by the Company,  the sale of the Mortgage Loans to the Purchaser,  the  consummation of the transactions  contemplated  hereby,  or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms,  conditions or provisions of the Company's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions  of any legal  restriction  or any  agreement or instrument to which the Company is now a party or by which  it is  bound,  or  constitute  a  default  or  result  in an  acceleration  under  any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its properties  are subject,  or impair the ability of the Purchaser to realize on the Mortgage Loans.

         (d)  There is no  litigation,  suit,  proceeding  or  investigation  pending  or,  to the best of
Company's knowledge,  threatened,  or any order or decree outstanding,  with respect to the Company which, either in any one instance or in the  aggregate,  is reasonably  likely to have a material  adverse effect on the sale of the  Mortgage  Loans,  the  execution,  delivery,  performance  or  enforceability  of this
Agreement,  or which is reasonably likely to have a material adverse effect on the financial  condition of the Company.

         (e) No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the Company of or compliance by the Company with  this  Agreement,  or the sale of the  Mortgage  Loans  and  delivery  of the  Mortgage  Files to the
Purchaser or the  consummation of the  transactions  contemplated by this Agreement,  except for consents, approvals, authorizations and orders which have been obtained;

         (f) The  consummation  of the  transactions  contemplated  by this  Agreement  is in the ordinary course of  business of the Company  and  Company,  and the  transfer,  assignment  and  conveyance  of the
Mortgage  Notes and the  Mortgages  by the  Company  pursuant  to this  Agreement  are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (g) The  origination  and  servicing  practices  used by the Company and any prior  originator or servicer  with  respect  to each  Mortgage  Note and  Mortgage  have  been  legal and in  accordance  with applicable laws and regulations and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage  origination and servicing  business.  Each Mortgage Loan has been serviced in all material  respects with Accepted  Servicing  Practices.  With respect to escrow deposits and payments that the Company,  on behalf of an investor,  is entitled to collect,  all such payments are in the  possession of, or under the control of, the Company,  and there exist no  deficiencies  in  connection  therewith for which  customary  arrangements  for repayment  thereof have not been made.  All escrow  payments have been collected in full  compliance  with state and federal law and the provisions of the related  Mortgage Note and  Mortgage.  As to any  Mortgage  Loan  that is the  subject  of an  escrow,  escrow  of  funds  is not prohibited by applicable law and has been  established  in an amount  sufficient to pay for every escrowed item that  remains  unpaid and has been  assessed but is not yet due and  payable.  No escrow  deposits or other  charges or payments due under the  Mortgage  Note have been  capitalized  under any Mortgage or the related Mortgage Note;

         (h)      INTENTIONALLY LEFT BLANK

         (i)      The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (j)      Company is an approved  seller/servicer  of  residential  mortgage loans for Fannie Mae,
FHLMC and HUD, with such  facilities,  procedures and personnel  necessary for the sound servicing of such mortgage loans.  The Company is duly qualified,  licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws,  and  regulations,  if applicable,  meets the minimum  capital requirements  set  forth  by the OCC,  and is in good  standing  to sell  mortgage  loans  to and  service mortgage  loans for Fannie Mae and FHLMC and no event has  occurred  which  would make  Company  unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

         (k)      The Company does not believe,  nor does it have any cause or reason to believe,  that it cannot perform each and every covenant  contained in this  Agreement.  The Company is solvent and the sale of the Mortgage  Loans will not cause the Company to become  insolvent.  The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

         (l)      No statement,  tape, diskette,  form, report or other document prepared by, or on behalf of,  Company  pursuant to this  Agreement or in  connection  with the  transactions  contemplated  hereby, contains or will  contain any  statement  that is or will be  inaccurate  or  misleading  in any  material respect;

         (m)      The  Company  acknowledges  and agrees  that the  Servicing  Fee  represents  reasonable compensation  for  performing  such  services  and that the entire  Servicing  Fee shall be treated by the
Company,  for accounting and tax purposes,  as compensation  for the servicing and  administration  of the
Mortgage  Loans  pursuant to this  Agreement.  In the opinion of Company,  the  consideration  received by
Company  upon  the  sale of the  Mortgage  Loans  to  Purchaser  under  this  Agreement  constitutes  fair consideration for the Mortgage Loans under current market conditions.

         (n)      Company has  delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent  results of operations  and financial  position for the period  identified  and has been  prepared in accordance  with
GAAP  consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto.
There has been no change in the business,  operations,  financial  condition,  properties or assets of the
Company since the date of the Company's  financial  information  that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         Section 3.02      Representations and Warranties as to Individual Mortgage Loans.

         References  in  this  Section  to  percentages  of  Mortgage  Loans  refer  in  each  case to the percentage of the  aggregate  Stated  Principal  Balance of the Mortgage  Loans as of the related  Cut-off
Date, based on the outstanding  Stated Principal  Balances of the Mortgage Loans as of the related Cut-off
Date,  and giving  effect to  scheduled  Monthly  Payments  due on or prior to the related  Cut-off  Date, whether or not received.  References to percentages of Mortgaged  Properties  refer,  in each case, to the percentages of expected  aggregate Stated Principal  Balances of the related Mortgage Loans (determined as described in the preceding sentence).  The Company hereby represents and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

         (a)      The information  set forth in the Mortgage Loan Schedule  attached as Exhibit I is true, complete and correct in all material respects as of the related Cut-Off Date;

         (b)      The  Mortgage  creates  a  valid,  subsisting  and  enforceable  first  lien  or a first priority  ownership  interest in an estate in fee simple in real  property  securing the related  Mortgage
Note  subject  to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting the rights of creditors;

         (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the  related  Closing  Date;  the  Mortgage  Loan has not been  dishonored;  there  are no  material defaults  under the terms of the Mortgage  Loan;  the Company has not advanced its own funds,  or induced, solicited  or knowingly  received any advance of funds from a party other than the owner of the  Mortgaged
Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount required by the
Mortgage  Loan. As of the related  Closing Date,  all of the Mortgage  Loans will have an actual  Interest
Paid to Date of their related  Cut-off Date (or later) and will be due for the scheduled  monthly  payment next succeeding the Cut-off Date (or later), as evidenced by a posting to Company's  servicing  collection system.  No payment  under any  Mortgage  Loan is  delinquent  as of the related  Closing Date nor has any scheduled  payment  been  delinquent  more than once  during the twelve  (12)  month  period  prior to the
Cut-off Date.  For purposes of this  paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

         (d) There are no  defaults  by  Company  in  complying  with the terms of the  Mortgage,  and all taxes,  governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been established  in an amount  sufficient to pay for every such  escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

         (e) The terms of the Mortgage Note and the Mortgage have not been  impaired,  waived,  altered or modified in any respect,  except by written  instruments  which have been  recorded to the extent any such recordation is required by law, or,  necessary to protect the interest of the Purchaser.  No instrument of waiver,  alteration or modification  has been executed except in connection with a modification  agreement and which  modification  agreement  is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage Loan  Schedule,  and no Mortgagor has been released,  in whole or in part,  from the terms thereof except in connection  with an assumption  agreement and which  assumption  agreement is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage  Loan  Schedule;  the substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related
Primary  Mortgage  Insurance  Policy and title  insurance  policy,  to the extent  required by the related policies;

         (f) The  Mortgage  Note and the  Mortgage  are not subject to any right of  rescission,  set-off, counterclaim or defense,  including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the  Mortgage,  or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission, set-off,  counterclaim  or  defense,  including  the  defense of usury,  and no such right of  rescission, set-off,  counterclaim  or defense has been asserted with respect  thereto;  and as of the related Closing
Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (g) All buildings or other  customarily  insured  improvements  upon the  Mortgaged  Property are insured by an insurer  acceptable under the Fannie Mae or FHLMC Guides,  against loss by fire,  hazards of extended  coverage and such other  hazards as are  provided for in the Fannie Mae or FHLMC Guide,  as well as all  additional  requirements  set forth in Section 4.10 of this  Agreement.  All such standard  hazard policies are in full force and effect and contain a standard  mortgagee  clause naming the Company and its successors  in interest  and assigns as loss payee and such clause is still in effect and all premiums due thereon  have been paid.  If required  by the Flood  Disaster  Protection  Act of 1973,  as  amended,  the
Mortgage Loan is covered by a flood insurance  policy meeting the  requirements of the current  guidelines of the Federal  Insurance  Administration  which policy conforms to Fannie Mae or FHLMC  requirements,  as well as all additional  requirements  set forth in Section 4.10 of this Agreement.  Such policy was issued by an insurer  acceptable  under Fannie Mae or FHLMC  guidelines.  The Mortgage  obligates  the  Mortgagor thereunder to maintain all such  insurance at the  Mortgagor's  cost and expense,  and on the  Mortgagor's failure to do so,  authorizes  the holder of the Mortgage to maintain  such  insurance at the  Mortgagor's cost and expense and to seek  reimbursement  therefor  from the  Mortgagor.  Neither the Company  (nor any prior  originator  or servicer of any of the Mortgage  Loans) nor any  Mortgagor has engaged in any act or omission  which has  impaired  or would  impair the  coverage  of any such  policy,  the  benefits  of the endorsement provided for herein, or the validity and binding effect of either;

         (h) Any and all requirements of any federal,  state or local law including,  without  limitation, usury,  truth-in-lending,  real estate settlement  procedures,  consumer credit  protection,  equal credit opportunity  or  disclosure  laws  applicable to the Mortgage Loan have been complied with in all material respects.  None of the Mortgage  Loans are (a) loans subject to 12 CFR Part 226.31,  12 CFR Part 226.32 or
12 CFR  Part  226.34  of  Regulation  Z, the  regulation  implementing  TILA,  which  implements  the Home
Ownership  and Equity  Protection  Act of 1994,  as amended or (b)  classified  and/or  defined as a "high cost",  "covered",  or  "predatory"  loan under any other  state,  federal or local law or  regulation  or ordinance,  including,  but not limited to, the States of Georgia and North  Carolina  and the City of New
York. The Company  maintains,  and shall  maintain,  evidence of such compliance as required by applicable law or regulation  and shall make such evidence  available for  inspection at the Company's  office during normal business hours upon reasonable advance notice;

         (i) The  Mortgage  has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the Mortgaged  Property has not been  released from the lien of the Mortgage,  in whole or in part  nor  has any  instrument  been  executed  that  would  effect  any  such  release,  cancellation, subordination  or rescission.  The Company has not waived the  performance by the Mortgagor of any action, if the  Mortgagor's  failure to perform such action would cause the  Mortgage  Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j)      The  Mortgage  is a valid,  subsisting,  enforceable  and  perfected  first  lien on the
Mortgaged  Property,  including  all  buildings  on the  Mortgaged  Property  and  all  installations  and mechanical,  electrical,  plumbing,  heating and air conditioning  systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the
Mortgage Note's original  principal  balance subject to principles of equity,  bankruptcy,  insolvency and other laws of general  application  affecting the rights of creditors.  The Mortgage and the Mortgage Note do not contain any  evidence of any security  interest or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having priority over the first lien of the
Mortgage  subject only to (1) the lien of  non-delinquent  current real property taxes and assessments not yet due and payable,  (2)  covenants,  conditions  and  restrictions,  rights of way,  easements and other matters  of the  public  record as of the date of  recording  which are  acceptable  to  mortgage  lending institutions  generally  and either (A) which are  referred  to in the  lender's  title  insurance  policy delivered to the  originator  or otherwise  considered  in the  appraisal  made for the  originator of the
Mortgage  Loan,  or (B) which do not  adversely  affect  the  residential  use or  Appraised  Value of the
Mortgaged  Property as set forth in such  appraisal,  and (3) other matters to which like  properties  are commonly subject which do not individually or in the aggregate  materially  interfere with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or  marketability  of the related Mortgaged Property.  Any security  agreement,  chattel mortgage or equivalent document related to and  delivered  in  connection  with the Mortgage  Loan  establishes  and creates a valid,  subsisting, enforceable  and  perfected  first lien and first  priority  security  interest on the property  described therein, and the Company has the full right to sell and assign the same to the Purchaser;

         (k) The  Mortgage  Note and the related  Mortgage are original and genuine and each is the legal, valid and binding  obligation of the maker  thereof,  enforceable  in all respects in accordance  with its terms  subject to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting  the rights of  creditors,  and the Company  has taken all action  necessary  to  transfer  such rights of  enforceability  to the  Purchaser.  All parties to the  Mortgage  Note and the Mortgage had the legal  capacity to enter into the  Mortgage  Loan and to execute and  deliver  the  Mortgage  Note and the
Mortgage.  The Mortgage  Loan  Documents  are on forms  acceptable  to Fannie Mae and FHLMC.  The Mortgage
Note and the Mortgage have been duly and properly  executed by such parties.  No fraud,  error,  omission, misrepresentation,  negligence  or similar  occurrence  with respect to a Mortgage Loan has taken place on the part of Company or the  Mortgagor,  or on the part of any other party  involved in the  origination or servicing of the Mortgage  Loan.  The proceeds of the Mortgage  Loan have been fully  disbursed  and there is no requirement for future  advances  thereunder,  and any and all  requirements as to completion of any on-site or off-site  improvements  and as to disbursements of any escrow funds therefor have been complied with.  All costs,  fees and expenses  incurred in making or closing the Mortgage Loan and the recording of the Mortgage  were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l) The  Company  is the  sole  owner  and  holder  of the  Mortgage  Loan  and the  indebtedness evidenced by the Mortgage  Note.  Upon the sale of the Mortgage  Loan to the  Purchaser,  the Company will retain the Mortgage  File or any part thereof with respect  thereto not  delivered to the Purchaser or the
Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the
Mortgage  Loan.  Immediately  prior to the transfer and  assignment to the  Purchaser,  the Mortgage Loan, including  the Mortgage Note and the Mortgage,  were not subject to an  assignment,  sale or pledge to any person  other than  Purchaser,  and the  Company had good and  marketable  title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the  Purchaser  free and clear of any encumbrance,  equity,  lien,  pledge,  charge,  claim or  security  interest  and has the full  right  and authority  subject to no interest or  participation  of, or agreement  with, any other party,  to sell and assign the Mortgage Loan pursuant to this  Agreement  and  following  the sale of the Mortgage  Loan,  the
Purchaser will own such Mortgage Loan free and clear of any encumbrance,  equity,  participation interest, lien,  pledge,  charge,  claim or security  interest.  The  Company  intends to  relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date,  the Company will not have any right to modify or alter the terms of the sale of the Mortgage  Loan and the Company  will not have any  obligation or right to repurchase the Mortgage Loan or substitute  another Mortgage Loan,  except as provided in this
Agreement, or as otherwise agreed to by the Company and the Purchaser;

         (m) Each  Mortgage  Loan is either (a) the subject of an attorney  title  certificate  or opinion delivered at the  origination  of the Mortgage  Loan which states that the mortgage is a first lien on the
Mortgaged  Property  or (b)  covered  by an ALTA  lender's  title  insurance  policy  or  other  generally acceptable  form of policy or  insurance  acceptable  to Fannie Mae or FHLMC  (including  adjustable  rate endorsements),  issued by a title  insurer  acceptable to Fannie Mae or FHLMC and qualified to do business in the  jurisdiction  where the  Mortgaged  Property  is  located,  insuring  (subject  to the  exceptions contained  in  (j)(1),  (2) and (3)  above) the  Company,  its  successors  and  assigns,  as to the first priority lien of the Mortgage in the original  principal  amount of the Mortgage Loan and against any loss by  reason  of the  invalidity  or  unenforceability  of the lien  resulting  from the  provisions  of the
Mortgage  providing for adjustment in the Mortgage  Interest Rate and Monthly  Payment.  Where required by state law or  regulation,  the  Mortgagor  has been given the  opportunity  to choose  the  carrier of the required mortgage title insurance.  The Company,  its successors and assigns,  is the sole insured of such lender's title insurance  policy,  such title insurance  policy has been duly and validly  endorsed to the
Purchaser or the  assignment  to the  Purchaser  of the  Company's  interest  therein does not require the consent of or notification  to the insurer and such lender's title  insurance  policy is in full force and effect and will be in full force and effect upon the  consummation  of the  transactions  contemplated  by this  Agreement.  No claims  have been made under  such  lender's  title  insurance  policy,  and no prior holder or servicer of the related  Mortgage,  including  the  Company,  nor any  Mortgagor  to the best of knowledge,  has done, by act or omission,  anything which would impair the coverage of such lender's title insurance policy;

         (n)  There is no  default,  breach,  violation  or  event  of  acceleration  existing  under  the
Mortgage  or the related  Mortgage  Note and no event  which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute  a default,  breach,  violation or event permitting  acceleration;  and  neither  the  Company,  nor any prior  mortgagee  has waived any  default, breach, violation or event permitting acceleration;

         (o) There are no  mechanics'  or similar  liens or claims  which have been filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related  Mortgaged  Property  which  are or may be liens  prior  to or  equal  to the lien of the  related
Mortgage;

         (p) As of the origination  date of such Mortgage Loan, all  improvements  subject to the Mortgage which were considered in determining  the appraised value of the Mortgaged  Property lay wholly within the boundaries and building  restriction  lines of the Mortgaged  Property (and wholly within the project with respect to a  condominium  unit) and to the best of  Company's  knowledge,  no  improvements  on adjoining properties  encroach  upon the  Mortgaged  Property  except  those which are insured  against by the title insurance  policy  referred to in clause (m) above and all  improvements  on the property  comply with all applicable zoning and subdivision laws and ordinances;

         (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant to, and conforms  with, the Company's  underwriting  guidelines  attached as Exhibit H hereto. The Mortgage Loan bears interest at an adjustable  rate as set forth in the related  Mortgage Loan  Schedule,  and Monthly  Payments under the
Mortgage  Note are due and payable on the first day of each month.  The  Mortgage  contains  the usual and enforceable  provisions of the Company at the time of origination  for the  acceleration of the payment of the unpaid  principal  amount of the Mortgage Loan if the related  Mortgaged  Property is sold without the prior consent of the mortgagee thereunder;

         (r) The  Mortgaged  Property is not subject to any material  damage or is fully  insured to cover such damage.  At origination  of the Mortgage Loan there was not,  since  origination of the Mortgage Loan there has not been,  and there  currently is no proceeding  pending for the total or partial  condemnation of the  Mortgaged  Property.  The Company has not  received  notification  that any such  proceedings  are scheduled to commence at a future date;

         (s) The related  Mortgage  contains  customary and  enforceable  provisions such as to render the rights and remedies of the holder thereof adequate for the realization  against the Mortgaged  Property of the benefits of the security provided thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by trustee's  sale,  and (2) otherwise by judicial  foreclosure.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the Mortgaged
Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage  constitutes a deed of trust,  a trustee,  authorized  and duly  qualified if required under  applicable  law to act as such,  has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or  expenses,  except as may be required by local law, are or will become  payable by the  Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final  approval of the mortgage loan  application by a Qualified  Appraiser,  approved by the Company, who had no interest,  direct or indirect,  in the  Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or disapproval of the Mortgage Loan, and the  appraisal  and  appraiser  both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the
Federal  Institutions  Reform,  Recovery,  and  Enforcement  Act of 1989 and the  regulations  promulgated thereunder,  all as in effect on the date the Mortgage  Loan was  originated.  The  appraisal is in a form acceptable to Fannie Mae or FHLMC;

         (v) All parties  which have had any interest in the  Mortgage,  whether as  mortgagee,  assignee, pledgee or otherwise,  are (or, during the period in which they held and disposed of such interest,  were)
(A) in compliance  with any and all  applicable  licensing  requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B) (1) organized  under the laws of such state, or (2) qualified to do  business  in such  state,  or (3) federal  savings  and loan  associations  or national  banks or a
Federal Home Loan Bank or savings bank having  principal  offices in such state, or (4) not doing business in such state;

         (w) The related  Mortgage Note is not and has not been secured by any collateral  except the lien of the corresponding  Mortgage and the security interest of any applicable  security  agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received and has  executed,  where  applicable,  all  disclosure  materials required by applicable law with respect to the making of such mortgage loans;

         (y) The Mortgage  Loan does not contain  balloon or  "graduated  payment"  features;  No Mortgage
Loan is subject to a buydown agreement or contains any buydown provision;

         (z) The  Mortgagor is not in  bankruptcy  and, the Mortgagor is not insolvent and the Company has no knowledge of any  circumstances  or conditions  with respect to the Mortgage,  the Mortgaged  Property, the Mortgagor or the Mortgagor's  credit standing that could  reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment,  cause the Mortgage Loan to become delinquent,  or materially adversely affect the value or marketability of the Mortgage Loan;

         (aa) If  applicable,  the Index for the  Mortgage  Loans is a rate per annum  equal to the weekly average yield on United States  Treasury  securities  adjusted to a constant  maturity of one (1) year, as made available by the Federal  Reserve  Board.  Each Mortgage Loan bears interest based upon a thirty (30)
day month and a three  hundred  and sixty (360) day year.  The  Mortgage  Loans have an  original  term to maturity of not more than thirty (30)  years,  with  interest  payable in arrears on the first day of each month. As to each Mortgage Loan, on each applicable  Adjustment  Date, the Mortgage  Interest Rate will be adjusted to equal the sum of the Index, plus the applicable Margin;  provided,  that the Mortgage Interest
Rate,  on each  applicable  Adjustment  Date,  will not  increase  by more  than the  Initial  Rate Cap or
Periodic Rate Cap, as applicable.  Over the term of each Mortgage  Loan,  the Mortgage  Interest Rate will not exceed  such  Mortgage  Loan's  Lifetime  Rate Cap.  None of the  Mortgage  Loans are  "interest-only"
Mortgage Loans or "negative  amortization"  Mortgage Loans.  Each Mortgage Note requires a monthly payment which is sufficient  (a) during the period prior to the first  adjustment to the Mortgage  Interest  Rate, to fully  amortize the original  principal  balance over the original  term thereof and to pay interest at the related  Mortgage  Interest Rate, and (b) during the period  following each Adjustment  Date, to fully amortize  the  outstanding  principal  balance as of the first day of such period over the then  remaining term of such Mortgage Note and to pay interest at the related  Mortgage  Interest  Rate. The Mortgage Note provides  that when the  Mortgage  Interest  Rate  changes on an  Adjustment  Date,  the then  outstanding principal  balance will be  reamortized  over the  remaining  life of the Mortgage  Loan. No Mortgage Loan contains  terms or  provisions  which would result in negative  amortization.  None of the Mortgage  Loans are considered agricultural loans;

         (bb)  (INTENTIONALLY LEFT BLANK)

         (cc)  (INTENTIONALLY LEFT BLANK)

         (dd)  (INTENTIONALLY LEFT BLANK)

         (ee)  (INTENTIONALLY LEFT BLANK)

         (ff)  (INTENTIONALLY LEFT BLANK)

         (gg)  (INTENTIONALLY LEFT BLANK)

         (hh)     In the event the Mortgage  Loan had an LTV at  origination  greater  than  80.00%,  such
Mortgage  Loan is and will be  subject  to a Primary  Mortgage  Insurance  Policy  issued  by a  Qualified
Insurer  in the  coverage  amount  set forth on the  Mortgage  Loan  Schedule.  All of the  aforementioned
Mortgage  Loans are  currently  insured as to payment  defaults  by a Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer  unless the Primary  Mortgage  Insurance  Policy has been  cancelled due to
Mortgagor  request (and in accordance with federal,  state and local laws and regulations) and the Current
LTV of the Mortgage  Loan has been reduced  below  80.00% (all as reflected on the related  Mortgage  Loan
Schedule).  No Mortgage  Loan has an LTV over 95%.  All  provisions  of such  Primary  Mortgage  Insurance
Policy have been and are being  complied with,  such policy is in full force and effect,  and all premiums due thereunder  have been paid. No Mortgage Loan requires  payment of such premiums,  in whole or in part, by the  Purchaser.  No action,  inaction,  or event has occurred and no state of facts exists that has, or will result in the  exclusion  from,  denial of, or defense to coverage.  Any  Mortgage  Loan subject to a
Primary  Mortgage  Insurance  Policy  obligates the Mortgagor  thereunder to maintain the Primary Mortgage
Insurance  Policy,  subject to state and federal law,  and to pay all  premiums and charges in  connection therewith.  No action  has been  taken or failed to be taken,  on or prior to the  Closing  Date which has resulted  or will  result in an  exclusion  from,  denial  of, or defense to  coverage  under any  Primary
Mortgage  Insurance  Policy  (including,  without  limitation,  any exclusions,  denials or defenses which would limit or reduce the  availability  of the timely  payment of the full  amount of the loss  otherwise due  thereunder  to the  insured)  whether  arising out of actions,  representations,  errors,  omissions, negligence,  or fraud of the Company or the Mortgagor,  or for any other reason under such  coverage;  The mortgage  interest  rate for the Mortgage  Loan as set forth on the related  Mortgage Loan Schedule is net of any  such  insurance  premium.  None of the  Mortgage  Loans  are  subject  to  "lender-paid"  mortgage insurance;

         (ii)     The Assignment is in recordable  form and is acceptable for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

         (jj)     None of the  Mortgage  Loans are  secured by an  interest  in a  leasehold  estate.  The
Mortgaged  Property is located in the state  identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon,  or a townhouse,  or a  two-to  four-family  dwelling,  or an  individual  condominium  unit in a  condominium  project,  or an individual  unit in a planned  unit  development  or a de  minimis  planned  unit  development,  provided, however,  that no residence or dwelling is a single parcel of real property with a  manufactured  home not affixed to a permanent  foundation,  or a mobile home. Any  condominium  unit or planned unit  development conforms with the Company's  underwriting  guidelines.  As of the date of  origination,  no portion of any
Mortgaged  Property is used for commercial  purposes,  and since the  Origination  Date, no portion of any
Mortgaged Property has been, or currently is, used for commercial purposes;

         (kk)     Payments on the  Mortgage  Loan  commenced  no more than sixty (60) days after the funds were  disbursed in  connection  with the Mortgage  Loan.  The Mortgage Note is payable on the first day of each month in monthly  installments of principal and interest,  which  installments  are subject to change due to the  adjustments to the Mortgage  Interest Rate on each Adjustment  Date, with interest  calculated and payable in arrears.  Each of the  Mortgage  Loans will  amortize  fully by the stated  maturity  date, over an original term of not more than thirty years from commencement of amortization;

         (ll)     To the best of  knowledge,  as of the Closing  Date of the Mortgage  Loan,  the Mortgage
Property was lawfully  occupied  under  applicable  law, and all  inspections,  licenses and  certificates required to be made or issued with respect to all occupied  portions of the  Mortgaged  Property and, with respect to the use and occupancy of the same,  including but not limited to  certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (mm)     There is no pending action or proceeding  directly  involving the Mortgaged  Property in which  compliance  with any  environmental  law, rule or regulation is an issue;  there is no violation of any  environmental  law, rule or regulation  with respect to the Mortgaged  Property;  and the Company has not  received  any notice of any  environmental  hazard on the  Mortgaged  Property  and  nothing  further remains to be done to satisfy in full all  requirements of each such law, rule or regulation  constituting a prerequisite to use and enjoyment of said property;

         (nn)     The  Mortgagor  has not notified  the  Company,  and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         (oo)  No  Mortgage  Loan  is a  construction  or  rehabilitation  Mortgage  Loan  or was  made to facilitate the trade-in or exchange of a Mortgaged Property;

         (pp) The Mortgagor for each Mortgage Loan is a natural person;

         (qq) (INTENTIONALLY LEFT BLANK)

         (rr) [None of the Mortgage Loans are Co-op Loans];

         (ss) (INTENTIONALLY LEFT BLANK)

         (tt) (INTENTIONALLY LEFT BLANK)

         (uu) (INTENTIONALLY LEFT BLANK)

         (vv) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and
Urban  Development  pursuant  to  sections  203 and 211 of the  National  Housing  Act, a savings and loan association,  a savings bank, a commercial bank, credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority;

         (ww) None of the Mortgage  Loans are simple  interest  Mortgage  Loans and none of the  Mortgaged
Properties are timeshares;

         (xx) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.  With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage;
and

         (yy) Each  Mortgage  Note,  each  Mortgage,  each  Assignment  and any other  documents  required pursuant to this  Agreement  to be delivered to the  Purchaser or its  designee,  or its assignee for each
Mortgage  Loan,  have been,  on or before the related  Closing  Date,  delivered  to the  Purchaser or its designee, or its assignee;

         Section 3.03      Repurchase; Substitution; Near-Term Principal Prepayments.

         It is understood  and agreed that the  representations  and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage  Loans and delivery of the Mortgage Loan  Documents to the
Purchaser,  or its  designee,  and  shall  inure to the  benefit  of the  Purchaser,  notwithstanding  any restrictive  or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of examination,  of any Mortgage  File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing  representations  and warranties which materially and adversely  affects the value of the Mortgage  Loans or the interest of the  Purchaser in any Mortgage  Loan,  the party  discovering  such breach  shall give  prompt  written  notice to the other.  The  Company  shall have a period of sixty (60)
days from the  earlier of its  discovery  or its  receipt  of notice of any such  breach  within  which to correct or cure such  breach.  The  Company  hereby  covenants  and agrees  that if any such breach is not corrected or cured within such sixty day period,  the Company  shall,  at the  Purchaser's  option and not later than ninety (90) days of its  discovery  or its receipt of notice of such  breach,  repurchase  such
Mortgage Loan at the  Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall  involve any  representation  or warranty set forth in Section 3.01, and such breach is not cured within sixty (60)
days of the earlier of either  discovery  by or notice to the Company of such breach,  all Mortgage  Loans shall,  at the option of the Purchaser,  be repurchased by the Company at the Repurchase  Price.  Any such repurchase  shall be  accomplished  by wire transfer of  immediately  available  funds to Purchaser in the amount of the Repurchase Price.

         If the Company is required to repurchase  any Mortgage  Loan  pursuant to this Section 3.03,  the
Company may, with the Purchaser's  prior consent and at Purchaser's  sole option,  within ninety (90) days from the related  Closing Date,  remove such defective  Mortgage Loan from the terms of this Agreement and substitute  another  mortgage  loan  for  such  defective  Mortgage  Loan,  in lieu of  repurchasing  such defective  Mortgage  Loan.  Any  substitute  Mortgage  Loan is subject  to  Purchaser  acceptability.  Any substituted  Loans will comply with the  representations  and warranties set forth in this Agreement as of the substitution date

         At the option of the Purchaser,  the Company shall  repurchase any Mortgage Loan which has become
30 or more days delinquent, at any time, prior to June 1, 2003.

         The Company  shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal  of the removed  Mortgage  Loan  from  this  Agreement  and the  substitution  of such  substitute  Mortgage  Loan therefor.  Upon such  amendment,  the Purchaser shall review the Mortgage File delivered to it relating to the substitute  Mortgage  Loan. In the event of such a  substitution,  accrued  interest on the substitute
Mortgage Loan for the month in which the  substitution  occurs and any Principal  Prepayments made thereon during  such month shall be the  property of the  Purchaser  and  accrued  interest  for such month on the
Mortgage Loan for which the  substitution is made and any Principal  Prepayments  made thereon during such month shall be the property of the Company.  The  principal  payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the  Mortgage  Loan for which the  substitution  is made due on such date shall be the  property of the
Purchaser.

         It is  understood  and agreed that the  obligation  of the Company set forth in this Section 3.03 to cure,  repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser pursuant to
Section  8.01,  constitute  the sole  remedies  of the  Purchaser  respecting  a breach  of the  foregoing representations  and  warranties.  If the  Company  fails to  repurchase  or  substitute  for a  defective
Mortgage  Loan in  accordance  with this  Section  3.03,  or fails to cure a  defective  Mortgage  Loan to
Purchaser's  reasonable  satisfaction  in accordance  with this Section  3.03,  or to indemnify  Purchaser pursuant to Section 8.01,  that failure  shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this  Agreement for cause,  as set forth in Sections
10.01 and 11.01.

         Any  cause of  action  against  the  Company  relating  to or  arising  out of the  breach of any representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon
(i) the  earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the
Company,  (ii) failure by the Company to cure such breach or  repurchase  such  Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         In the event that any Mortgage Loan is held by a REMIC,  notwithstanding  any contrary  provision of this  Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant to Subsection 3.03 shall be made after the applicable  REMIC's "start up day" (as  defined in Section  860G(a) (9) of the Code),  unless the Company has  obtained an Opinion of
Counsel  to the  effect  that  such  substitution  will  not (i)  result  in the  imposition  of  taxes on
"prohibited  transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

     In the event any  Principal  Prepayment  is made by a  Mortgagor  on or prior to June 30,  2003,  the
Company  shall remit to the  Purchaser  an amount  equal to the  excess,  if any,  of the  Purchase  Price
Percentage  over par  multiplied by the amount of such  Principal  Prepayment.  Such  remittance  shall be made by the  Company  to  Purchaser  no later  than the  third  Business  Day  following  receipt  of such
Principal Prepayment by the Company.

         Section 3.04      Representations and Warranties of the Purchaser.

         The  Purchaser  represents,  warrants  and  convenants  to the  Company  that,  as of the related
Closing Date or as of such date specifically provided herein:

(a)      The Purchaser is a corporation,  dully organized  validly existing and in good standing under the laws of the State of Delaware  and is qualified to transact  business  in, is in good  standing  under the laws of, and  possesses  all  licenses  necessary  for the conduct of its business in, each state in which any Mortgaged  Property is located or is otherwise  except or not required under  applicable law to effect such qualification or license;

(b)      The  Purchaser  has full  power and  authority  to hold each  Mortgage  Loan,  to  purchase  each
Mortgage  Loan  pursuant to this  Agreement  and to execute,  deliver and  perform,  and to enter into and consummate  all  transactions  contemplated  by this  Agreement  and to conduct its  business as presently conducted,  has duly  authorized  the execution,  delivery and  performance  of this  Agreement,  has duly executed and delivered this Agreement ;

         (c)      None of the  execution  and  delivery of this  Agreement , the  purchase of the Mortgage
Loans,  the  consummation of the  transactions  contemplated  hereby,  or the fulfillment of or compliance with the terms and  conditions  of this  Agreement  will  conflict  with any of the terms,  conditions  or provisions  of the  Purchaser's  charter or by-laws or  materially  conflict  with or result in a material breach of any of the  terms,  conditions  or  provisions  of any legal  restriction  or any  agreement  or instrument  to which the  Purchaser  is now a party or by which it is bound,  or  constitute  a default or result in an  acceleration  under any of the  foregoing,  or result in the material  violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

         (d)      There is no litigation pending or to the best of the Purchaser's  knowledge,  threatened with  respect  to the  Purchaser  which is  reasonably  likely to have a  material  adverse  effect on the purchase of the related Mortgage Loans, the execution,  delivery or enforceability  of this Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Purchaser;

         (e)      No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the  Purchaser of or compliance by the
Purchaser  with  this  Agreement,  the  purchase  of  the  Mortgage  Loans  or  the  consummation  of  the transactions  contemplated by this Agreement  except for consents,  approvals,  authorizations  and orders which have been obtained;

         (f)      The consummation of the  transactions  contemplated by this Agreement is in the ordinary course of business of the Purchaser;

         (h)      The  Purchaser  will treat the  purchase  of the  Mortgage  Loans from the  Company as a purchase for reporting, tax and accounting purposes; and

         (i)      The Purchaser  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform each and every of its covenants contained in this Agreement.

         The Purchaser shall indemnify the Company and hold it harmless  against any claims,  proceedings, losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments,  and other costs and expenses  resulting from a breach by the Purchaser of the  representations and  warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the
Purchaser set forth in this Section 3.04 to indemnify the Seller as provided  herein  constitute  the sole remedies of the Seller respecting a breach of the foregoing representations and warranties.

                                                ARTICLE IV

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company,  as independent  contract servicer,  shall service and administer the Mortgage Loans in accordance  with this Agreement and with Accepted  Servicing  Practices,  and shall have full power and authority,  acting alone,  to do or cause to be done any and all things in connection  with such servicing and  administration  which the Company may deem  necessary or desirable and  consistent  with the terms of this  Agreement  and with  Accepted  Servicing  Practices  and exercise the same care that it  customarily employs  for its own  account.  Except as set forth in this  Agreement,  the  Company  shall  service  the
Mortgage  Loans in strict  compliance  with the  servicing  provisions  of the Fannie Mae Guides  (special servicing  option),  which  include,  but are not limited to,  provisions  regarding  the  liquidation  of
Mortgage  Loans,  the  collection of Mortgage  Loan  payments,  the payment of taxes,  insurance and other charges,  the  maintenance  of hazard  insurance  with a Qualified  Insurer,  the  maintenance of mortgage impairment  insurance,  the maintenance of fidelity bond and errors and omissions insurance,  inspections, the restoration of Mortgaged Property,  the maintenance of Primary Mortgage Insurance Policies,  insurance claims, the title,  management and disposition of REO Property,  permitted withdrawals with respect to REO
Property,  liquidation  reports,  and reports of foreclosures and abandonments of Mortgaged Property,  the transfer of Mortgaged  Property,  the release of Mortgage  Files,  annual  statements,  and examination of records and  facilities.  In the event of any conflict,  inconsistency  or discrepancy  between any of the servicing  provisions of this Agreement and any of the servicing  provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Company.

         Consistent  with the terms of this Agreement,  the Company may waive,  modify or vary any term of any Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any  Mortgagor  if in the  Company's  reasonable  and prudent  determination  such  waiver,  modification, postponement  or indulgence is not materially  adverse to the Purchaser,  provided,  however,  that unless the Company has obtained the prior  written  consent of the  Purchaser,  the Company  shall not permit any modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  defer for more  than  ninety  days or  forgive  any  payment  of  principal  or  interest,  reduce or  increase  the outstanding  principal  balance  (except for actual  payments of principal)  or change the final  maturity date on such  Mortgage  Loan.  In the event of any such  modification  which has been agreed to in writing by the Purchaser and which  permits the deferral of interest or principal  payments on any Mortgage  Loan, the Company shall,  on the Business Day  immediately  preceding the Remittance  Date in any month in which any such principal or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds,  in  accordance  with Section  4.04,  the  difference  between (a) such month's  principal  and one month's  interest at the Mortgage Loan  Remittance Rate on the unpaid  principal  balance of such Mortgage
Loan and (b) the amount paid by the  Mortgagor.  The Company shall be entitled to  reimbursement  for such advances to the same extent as for all other  advances  pursuant to Section  4.05.  Without  limiting  the generality of the foregoing,  the Company shall  continue,  and is hereby  authorized  and  empowered,  to prepare,  execute and deliver,  all  instruments of satisfaction  or  cancellation,  or of partial or full release,  discharge  and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged  Properties.  Notwithstanding  anything  herein to the contrary,  the Company may not enter into a  forbearance  agreement or similar  arrangement  with respect to any Mortgage  Loan which runs more than 180 days after the first  delinquent  Due Date.  Any such  agreement  shall be  approved by
Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer, if required.

         Notwithstanding anything in this Agreement to the contrary, if any Mortgage Loan becomes subject to a Pass-Through Transfer, the Company (a) with respect to such Mortgage Loan, shall not permit any modification with respect to such Mortgage Loan that would change the Mortgage Interest Rate and (b)
shall not (unless the Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of such Mortgage Loan that would both (i) effect an exchange or reissuance of such
Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii)
cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

         Prior to taking  any  action  with  respect  to the  Mortgage  Loans  subject  to a  Pass-Through
Transfer,  which is not  contemplated  under the  terms of this  Agreement,  the  Company  will  obtain an
Opinion of Counsel  acceptable to the trustee in such  Pass-Through  Transfer with respect to whether such action could result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a
REMIC set forth in Section  860G(d) of the  Code)(either  such event,  an "Adverse REMIC Event"),  and the
Company  shall not take any such  actions  as to which it has been  advised  that an Adverse  REMIC  Event could occur.

         The  Company  shall not permit the  creation  of any  "interests"  (within the meaning of Section
860G of the Code) in any REMIC.  The Company  shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for  services  nor permit a REMIC to receive  any income from assets other than "qualified  mortgages" as defined in Section 860G(a)(3) of the Code or "permitted  investments"
as defined in Section 860G(a)(5) of the Code.

         In servicing and  administering  the Mortgage Loans, the Company shall employ Accepted  Servicing
Practices,  giving due consideration to the Purchaser's  reliance on the Company.  Unless a different time period is stated in this  Agreement,  Purchaser shall be deemed to have given consent in connection with a particular  matter if Purchaser  does not  affirmatively  grant or deny  consent  within five (5) Business
Days from the date Purchaser  receives a second  written  request for consent for such matter from Company as servicer.

         The Mortgage Loans may be  subserviced  by a Subservicer  on behalf of the Company  provided that the  Subservicer  is an entity that engages in the business of servicing  loans,  and in either case shall be authorized to transact  business,  and licensed to service mortgage loans, in the state or states where the  related  Mortgaged  Properties  it is to  service  are  situated,  if and to the extent  required  by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing
Agreement,  and in  either  case  shall  be a FHLMC or  Fannie  Mae  approved  mortgage  servicer  in good standing,  and no event has occurred,  including but not limited to a change in insurance coverage,  which would make it unable to comply with the  eligibility  requirements  for  lenders  imposed by Fannie Mae or for  seller/servicers  imposed by Fannie Mae or FHLMC,  or which would require  notification to Fannie Mae or FHLMC. In addition,  each Subservicer will obtain and preserve its  qualifications  to do business as a foreign  corporation  and its  licenses to service  mortgage  loans,  in each  jurisdiction  in which such qualifications  and/or  licenses are or shall be necessary to protect the validity and  enforceability  of this  Agreement,  or any of the Mortgage  Loans and to perform or cause to be  performed  its duties under the  related  Subservicing  Agreement.  The Company  may  perform  any of its  servicing  responsibilities hereunder or may cause the Subservicer to perform any such servicing  responsibilities  on its behalf, but the use by the  Company of the  Subservicer  shall not release  the  Company  from any of its  obligations hereunder  and  the  Company  shall  remain  responsible  hereunder  for all  acts  and  omissions  of the
Subservicer  as fully as if such acts and omissions  were those of the Company.  The Company shall pay all fees and expenses of the Subservicer  from its own funds, and the  Subservicer's  fee shall not exceed the
Servicing  Fee.  Company  shall  notify  Purchaser  promptly  in  writing  upon  the  appointment  of  any
Subservicer.

         At the cost and expense of the Company,  without any right of  reimbursement  from the  Custodial
Account,  the Company shall be entitled to terminate the rights and  responsibilities  of the  Subservicer and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements  in the  preceding  paragraph,  provided,  however,  that nothing  contained  herein shall be deemed to prevent or prohibit the Company,  at the Company's option,  from electing to service the related
Mortgage Loans itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section 4.13,  8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the  Company  shall  at its own  cost  and  expense  terminate  the  rights  and  responsibilities  of the
Subservicer  effective  as of the date of  termination  of the  Company.  The Company  shall pay all fees, expenses or penalties  necessary in order to terminate the rights and  responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

         Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements between the Company and the  Subservicer or any reference  herein to actions taken through the Subservicer or  otherwise,  the  Company  shall not be  relieved  of its  obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and  conditions  as if it alone were  servicing  and administering  the  Mortgage  Loans.  The Company  shall be entitled to enter into an  agreement  with the
Subservicer  for  indemnification  of the  Company  by the  Subservicer  and  nothing  contained  in  this
Agreement  shall be deemed to limit or modify such  indemnification.  The Company will  indemnify and hold
Purchaser  harmless  from any loss,  liability  or  expense  arising  out of its use of a  Subservicer  to perform any of its servicing duties, responsibilities and obligations hereunder.

         Any  Subservicing  Agreement  and any other  transactions  or services  relating to the  Mortgage
Loans involving the Subservicer  shall be deemed to be between the Subservicer and Company alone,  and the
Purchaser shall have no obligations,  duties or liabilities  with respect to the Subservicer  including no obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of distributions  and  advances by the Company  pursuant to this  Agreement,  the Company  shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

         Section 4.02      Collection of Mortgage Loan Payments.

         Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall,  to the extent such  procedures  shall be consistent with this Agreement,  Accepted  Servicing  Practices,  and the terms and provisions of any related Primary
Mortgage  Insurance  Policy,  follow such  collection  procedures  as it follows  with respect to mortgage loans  comparable  to the  Mortgage  Loans and held for its own  account.  Further,  the Company will take special care in  ascertaining  and  estimating  annual  escrow  payments,  and all other  charges that, as provided  in the  Mortgage,  will  become  due  and  payable,  so that  the  installments  payable  by the
Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         In no event will the Company  waive its right to any  prepayment  penalty or premium  without the prior written  consent of Purchaser and Company will use diligent  efforts to collect same when due except as otherwise provided in the prepayment penalty rider to the Mortgage.

         Section 4.03      Realization Upon Defaulted Mortgage

         The Company shall use its best efforts,  consistent  with the  procedures  that the Company would use in servicing loans for its own account,  consistent  with Accepted  Servicing  Practices,  any Primary
Mortgage  Insurance  Policies  and the  best  interest  of  Purchaser,  to  foreclose  upon  or  otherwise comparably  convert the  ownership of  properties  securing  such of the  Mortgage  Loans as come into and continue  in  default  and as to  which  no  satisfactory  arrangements  can be  made  for  collection  of delinquent  payments  pursuant to Section 4.01.  Foreclosure or comparable  proceedings shall be initiated within ninety (90) days of default for Mortgaged  Properties for which no  satisfactory  arrangements  can be made for  collection  of  delinquent  payments,  subject to state and federal law and  regulation.  The
Company  shall use its best  efforts to  realize  upon  defaulted  Mortgage  Loans in such  manner as will maximize  the receipt of  principal  and  interest by the  Purchaser,  taking  into  account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions  that, in any case in which a Mortgaged  Property  shall have  suffered  damage,  the  Company  shall not be required to expend its own funds toward the  restoration of such property  unless it shall determine in its discretion
(i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the
Purchaser  after  reimbursement  to  itself  for  such  expenses,  and (ii)  that  such  expenses  will be recoverable by the Company through Insurance  Proceeds or Liquidation  Proceeds from the related Mortgaged
Property,  as  contemplated  in Section  4.05.  Company  shall  obtain  prior  approval of Purchaser as to repair or  restoration  expenses in excess of ten thousand  dollars  ($10,000).  The Company  shall notify the Purchaser in writing of the  commencement  of foreclosure  proceedings  and not less than 5 days prior to the acceptance or rejection of any offer of  reinstatement.  The Company shall be  responsible  for all costs and expenses incurred by it in any such proceedings or functions;  provided,  however, that it shall be entitled  to  reimbursement  thereof  from the  related  property,  as  contemplated  in Section  4.05.
Notwithstanding  anything  to  the  contrary  contained  herein,  in  connection  with  a  foreclosure  or acceptance  of a deed in lieu of  foreclosure,  in the event the Company has  reasonable  cause to believe that a  Mortgaged  Property  is  contaminated  by  hazardous  or toxic  substances  or  wastes,  or if the
Purchaser  otherwise requests an environmental  inspection or review of such Mortgaged  Property,  such an inspection  or review is to be  conducted  by a  qualified  inspector  at the  Purchaser's  expense.  Upon completion of the  inspection,  the Company shall promptly  provide the Purchaser with a written report of the environmental  inspection.  After reviewing the environmental  inspection  report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate the Company as servicer of any Mortgage Loan which becomes ninety (90 days or greater  delinquent in payment of a scheduled Monthly Payment,  without payment of any termination fee with respect  thereto,  provided that the Company shall on the date said  termination  takes effect be reimbursed  for any  unreimbursed  advances of the  Company's  funds made pursuant to Section 5.03 and any unreimbursed  Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such  delinquent  Mortgage  Loan  notwithstanding  anything to the contrary set forth in Section  4.05. In the  event  of any  such  termination,  the  provisions  of  Section  11.01  hereof  shall  apply  to said termination and the transfer of servicing  responsibilities  with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

         In the event that a Mortgage  Loan  becomes  part of a REMIC,  and  becomes  REO  Property,  such property shall be disposed of by the Company,  with the consent of Purchaser as required  pursuant to this
Agreement,  before the close of the third  taxable year  following  the taxable year in which the Mortgage
Loan became an REO  Property,  unless the Company  provides to the trustee  under such REMIC an opinion of counsel to the effect that the holding of such REO Property  subsequent  to the close of the third taxable year  following  the taxable year in which the Mortgage  Loan became an REO  Property,  will not result in the  imposition  of taxes on  "prohibited  transactions"  as defined in Section 860F of the Code, or cause the  transaction  to fail to qualify as a REMIC at any time that  certificates  are  outstanding.  Company shall manage, conserve,  protect and operate each such REO Property for the certificateholders  solely for the purpose of its prompt  disposition  and sale in a manner which does not cause such property to fail to qualify as "foreclosure  property"  within the meaning of Section  860F(a)(2)(E)  of the Code, or any "net income from  foreclosure  property"  which is subject to taxation under the REMIC  provisions of the Code.
Pursuant  to its  efforts to sell such  property,  the  Company  shall  either  itself or through an agent selected by Company,  protect and  conserve  such  property in the same manner and to such an extent as is customary in the locality  where such  property is located.  Additionally,  Company  shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

         Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan  separate  and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Custodial  Accounts.  The Custodial Account shall be an Eligible  Account.  Funds deposited in the  Custodial  Account,  which  shall be  deposited  within  24 hours of  receipt,  shall at all times be insured by the FDIC up to the FDIC  insurance  limits,  or must be invested in Permitted  Investments  for the benefit of the Purchaser.  Funds deposited in the Custodial  Account may be drawn on by the Company in accordance  with  Section  4.05.  The  creation of any  Custodial  Account  shall be evidenced by a letter agreement  in the form  shown in  Exhibit  B  hereto.  The  original  of such  letter  agreement  shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

         The Company  shall  deposit in the  Custodial  Account on a daily basis,  and retain  therein the following  payments and collections  received or made by it subsequent to the Cut-off Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

         (i)      all payments on account of principal,  including Principal Prepayments,  on the Mortgage
Loans;

         (ii)     all  payments on account of  interest on the  Mortgage  Loans  adjusted to the  Mortgage
Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv)     any  amounts  required  to be  deposited  by the  Company  in  connection  with  any REO
Property  pursuant to Section 4.13 and in  connection  therewith,  the Company shall provide the Purchaser with written detail itemizing all of such amounts;

         (v)      all Insurance  Proceeds  including amounts required to be deposited pursuant to Sections
4.08,  4.10 and 4.11,  other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in  accordance  with Accepted  Servicing
Practices, the Mortgage Loan Documents or applicable law;

         (vi)     all  Condemnation  Proceeds  affecting any Mortgaged  Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

         (vii)    any Monthly Advances;

         (viii)   with  respect to each full or partial  Principal  Prepayment,  any  Prepayment  Interest
Shortfalls,  to the extent of the Company's  aggregate  Servicing Fee received with respect to the related
Prepayment Period;

         (ix)     any  amounts  required  to be  deposited  by the  Company  pursuant  to Section  4.10 in connection with the deductible clause in any blanket hazard insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

         (x)      any amounts  required  to be  deposited  in the  Custodial  Account  pursuant to Section
4.01, 4.13 or 6.02.

                  The foregoing  requirements for deposit in the Custodial Account shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the  foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited  by the  Company  in the  Custodial  Account.  Any  interest  paid  on  funds  deposited  in the
Custodial  Account by the  depository  institution  shall  accrue to the  benefit of the  Company  and the
Company shall be entitled to retain and withdraw such  interest  from the  Custodial  Account  pursuant to
Section  4.05 (iv).  The  Purchaser  shall not be  responsible  for any losses  suffered  with  respect to investment of funds in the Custodial Account.

         Section 4.05      Permitted Withdrawals From the Custodial Account.

         The Company  may,  from time to time,  withdraw  from the  Custodial  Account  for the  following purposes:

         (i)      to make  payments to the  Purchaser  in the amounts  and in the manner  provided  for in
Section 5.01;

         (ii)     to reimburse  itself for Monthly  Advances,  the  Company's  right to  reimburse  itself pursuant to this  subclause  (ii) being  limited to amounts  received on the related  Mortgage  Loan which represent late  collections (net of the related  Servicing Fees) of principal  and/or interest  respecting which  any such  advance  was made,  it being  understood  that,  in the case of such  reimbursement,  the
Company's right thereto shall be prior to the rights of the Purchaser,  except that,  where the Company is required  to  repurchase  a  Mortgage  Loan,  pursuant  to  Section  3.03,  the  Company's  right  to such reimbursement  shall be  subsequent to the payment to the Purchaser of the  Repurchase  Price  pursuant to such Section and all other  amounts  required to be paid to the  Purchaser  with respect to such  Mortgage
Loan;

         (iii)    to  reimburse  itself for  unreimbursed  Servicing  Advances  and any  unpaid  Servicing
Fees(or REO  administration  fees  described in Section  4.13),  the Company's  right to reimburse  itself pursuant to this  subclause  (iii) with respect to any  Mortgage  Loan being  limited to related  proceeds from Liquidation  Proceeds,  Condemnation  Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise  set forth in this  Agreement;  any recovery  shall be made upon liquidation of the REO Property;

         (iv)     to pay to  itself  as part of its  servicing  compensation  (a) any  interest  earned on funds in the Custodial  Account (all such interest to be withdrawn  monthly not later than each Remittance
Date),  and (b) the  Servicing  Fee from that  portion of any  payment or  recovery  as to  interest  with respect to a particular Mortgage Loan;

         (v)      to pay to itself with respect to each Mortgage Loan that has been  repurchased  pursuant to Section  3.03 all  amounts  received  thereon and not  distributed  as of the date on which the related repurchase price is determined,

         (vi)     to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

         (vii)    to remove funds inadvertently placed in the Custodial Account by the Company; and

         (vi)     to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible
Account.  Funds  deposited  in each  Escrow  Account  shall at all times be insured in a manner to provide maximum  insurance  under  the  insurance  limitations  of the  FDIC,  or must be  invested  in  Permitted
Investments.  Funds  deposited  in the Escrow  Account may be drawn on by the Company in  accordance  with
Section  4.07.  The creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The  original of such letter  agreement  shall be  furnished  to the  Purchaser on the
Closing Date, and upon request to any subsequent purchaser.

         The  Company  shall  deposit  in the Escrow  Account or  Accounts  on a daily  basis,  and retain therein:

         (i)      all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

         (ii)     all  Insurance  Proceeds  which are to be  applied to the  restoration  or repair of any
Mortgaged Property; and

         (iii)    all Servicing  Advances for Mortgagors  whose Escrow Payments are  insufficient to cover escrow disbursements.

                  The  Company  shall  make  withdrawals  from the  Escrow  Account  only to  effect  such payments as are required  under this  Agreement,  and for such other  purposes as shall be as set forth or in  accordance  with Section  4.07.  The Company  shall be entitled to retain any  interest  paid on funds deposited  in the Escrow  Account by the  depository  institution  other than  interest on escrowed  funds required by law to be paid to the  Mortgagor  and, to the extent  required by law,  the Company  shall pay interest  on escrowed  funds to the  Mortgagor  notwithstanding  that the Escrow  Account is  non-interest bearing or that interest  paid thereon is  insufficient  for such  purposes.  The  Purchaser  shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by Company only:

         (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  Primary
Mortgage  Insurance  Policy  premiums,  if applicable,  fire and hazard  insurance  premiums,  condominium assessments and comparable items;

         (ii)     to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage Loan which  represent late payments or collections of Escrow Payments thereunder;

         (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii)    to clear and terminate  the Escrow  Account on the  termination  of this  Agreement.  As part of its  servicing  duties,  the  Company  shall  pay to the  Mortgagors  interest  on funds in Escrow
Account,  to the extent  required by law,  and to the extent that  interest  earned on funds in the Escrow
Account is insufficient,  shall pay such interest from its own funds, without any reimbursement  therefor;
and

         (viii)   to pay to the  Mortgagors or other parties  Insurance  Proceeds  deposited in accordance with Section 4.06.

         Section 4.08      Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage
Insurance Policies; Collections Thereunder.

         With respect to each Mortgage Loan, the Company shall maintain  accurate  records  reflecting the status of ground rents, taxes,  assessments,  water rates and other charges which are or may become a lien upon the  Mortgaged  Property and the status of primary  mortgage  insurance  premiums and fire and hazard insurance  coverage  and shall  obtain,  from time to time,  all bills for the  payment  of such  charges, including  renewal  premiums  and  shall  effect  payment  thereof  prior  to the  applicable  penalty  or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Company in amounts  sufficient  for such  purposes,  as allowed  under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company shall determine  that any such  payments  are made by the  Mortgagor  at the time they  first  become  due.  The
Company  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely payments of all such bills  irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         The Company will maintain in full force and effect Primary  Mortgage  Insurance  Policies  issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which such  coverage is herein  required.
Such  coverage will be terminated  only with the approval of Purchaser,  or as required by applicable  law or regulation.  The Company will not cancel or refuse to renew any Primary  Mortgage  Insurance  Policy in effect  on the  Closing  Date  that  is  required  to be kept in  force  under  this  Agreement  unless  a replacement  Primary  Mortgage  Insurance  Policy for such canceled or nonrenewed  policy is obtained from and  maintained  with a Qualified  Insurer.  The Company  shall not take any action  which would result in non-coverage  under any  applicable  Primary  Mortgage  Insurance  Policy of any loss  which,  but for the actions  of the  Company  would  have been  covered  thereunder.  In  connection  with any  assumption  or substitution  agreement  entered into or to be entered into  pursuant to Section  6.01,  the Company shall promptly  notify the  insurer  under the  related  Primary  Mortgage  Insurance  Policy,  if any,  of such assumption or  substitution  of liability in  accordance  with the terms of such policy and shall take all actions  which may be required by such insurer as a condition to the  continuation  of coverage  under the
Primary Mortgage  Insurance  Policy.  If such Primary Mortgage  Insurance Policy is terminated as a result of such assumption or substitution of liability,  the Company shall obtain a replacement  Primary Mortgage
Insurance Policy as provided above.

         In connection  with its  activities as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the Purchaser,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely  fashion in  accordance  with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such  action  as shall be  necessary  to  permit  recovery  under  any  Primary  Mortgage
Insurance Policy  respecting a defaulted  Mortgage Loan.  Pursuant to Section 4.04, any amounts  collected by the Company under any Primary Mortgage  Insurance  Policy shall be deposited in the Custodial  Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09      Transfer of Accounts.

         The Company may  transfer the  Custodial  Account or the Escrow  Account to a different  Eligible
Account from time to time.  Such transfer shall be made only upon  obtaining the prior written  consent of the Purchaser, which consent will not be unreasonably withheld.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained  for each Mortgage Loan fire and hazard  insurance  with extended  coverage as is  acceptable  to Fannie Mae or FHLMC and customary in the area where the Mortgaged
Property is located in an amount  which is equal to the lesser of (i) the maximum  insurable  value of the improvements  securing such Mortgage Loan or (ii) the greater of (a) the outstanding  principal balance of the Mortgage  Loan,  and (b) an amount such that the proceeds  thereof  shall be sufficient to prevent the
Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection
Act of 1973,  as amended,  each  Mortgage Loan shall be covered by a flood  insurance  policy  meeting the requirements  of the  current  guidelines  of the  Federal  Insurance  Administration  in  effect  with an insurance  carrier  acceptable to Fannie Mae or FHLMC,  in an amount  representing  coverage not less than the least of (i) the  outstanding  principal  balance of the  Mortgage  Loan,  (ii) the maximum  insurable value of the  improvements  securing such Mortgage Loan or (iii) the maximum amount of insurance  which is available  under the Flood  Disaster  Protection  Act of 1973, as amended.  If at any time during the term of the Mortgage  Loan,  the Company  determines  in  accordance  with  applicable  law and pursuant to the
Fannie Mae Guides that a Mortgaged  Property is located in a special  flood hazard area and is not covered by flood  insurance  or is  covered  in an amount  less than the  amount  required  by the Flood  Disaster
Protection  Act of 1973,  as amended,  the Company shall notify the related  Mortgagor  that the Mortgagor must obtain such flood  insurance  coverage,  and if said  Mortgagor  fails to obtain the  required  flood insurance  coverage within  forty-five (45) days after such  notification,  the Company shall  immediately force place the required flood  insurance on the  Mortgagor's  behalf.  The Company shall also maintain on each REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements  which are a part of such property,  and, to the extent required and available  under the Flood Disaster  Protection Act of 1973, as amended,  flood  insurance in an amount as provided  above.  Any amounts  collected by the Company  under any such  policies  other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged
Property or REO Property,  or released to the Mortgagor in accordance with Accepted  Servicing  Practices, shall be deposited  in the  Custodial  Account,  subject to  withdrawal  pursuant to Section  4.05.  It is understood  and  agreed  that no  other  additional  insurance  need be  required  by the  Company  of the
Mortgagor or  maintained  on property  acquired in respect of the Mortgage  Loan,  other than  pursuant to this Agreement,  the Fannie Mae Guides or such  applicable  state or federal laws and regulations as shall at any time be in force  and as shall  require  such  additional  insurance.  All such  policies  shall be endorsed  with  standard  mortgagee  clauses  with loss payable to the Company and its  successors  and/or assigns and shall provide for at least thirty days prior  written  notice of any  cancellation,  reduction in the amount or material  change in coverage to the Company.  The Company  shall not  interfere  with the
Mortgagor's  freedom of choice in selecting  either his  insurance  carrier or agent,  provided,  however, that the  Company  shall not accept any such  insurance  policies  from  insurance  companies  unless such companies are Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Company  shall  obtain and maintain a blanket  policy  issued by an insurer acceptable to Fannie Mae or FHLMC insuring  against hazard losses on all of the Mortgage  Loans,  then, to the extent such policy  provides  coverage in an amount equal to the amount  required  pursuant to Section
4.10 and otherwise  complies with all other  requirements of Section 4.10, it shall conclusively be deemed to have satisfied its  obligations as set forth in Section 4.10, it being  understood and agreed that such policy may contain a deductible  clause,  in which case the Company  shall,  in the event that there shall not have been  maintained  on the related  Mortgaged  Property  or REO  Property a policy  complying  with
Section  4.10,  and there shall have been a loss which would have been covered by such policy,  deposit in the  Custodial  Account  the  amount  not  otherwise  payable  under the  blanket  policy  because of such deductible  clause.  In  connection  with its  activities as servicer of the Mortgage  Loans,  the Company agrees to prepare and present,  on behalf of the  Purchaser,  claims  under any such  blanket  policy in a timely fashion in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of such policy and shall use its best efforts  to  obtain  a  statement  from the  insurer  thereunder  that  such  policy  shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

         Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

         The  Company  shall  maintain,  at its own  expense,  a blanket  fidelity  bond and an errors and omissions insurance policy, with broad coverage with responsible  companies on all officers,  employees or other persons  acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and  papers  relating  to the  Mortgage  Loan.  The  Fidelity  Bond  shall be in the form of the  Mortgage
Banker's Blanket Bond and shall protect and insure the Company against losses,  including forgery,  theft, embezzlement  and fraud of such persons.  The errors and omissions  insurance shall protect and insure the
Company  against  losses  arising out of errors and  omissions and  negligent  acts of such persons.  Such errors and  omissions  insurance  shall also protect and insure the Company  against  losses in connection with the failure to maintain any insurance  policies  required  pursuant to this Agreement and the release or  satisfaction of a Mortgage Loan without having obtained  payment in full of the  indebtedness  secured thereby.  No  provision  of this  Section  4.12  requiring  the  Fidelity  Bond or  errors  and  omissions insurance  shall  diminish  or relieve the Company  from its duties and  obligations  as set forth in this
Agreement.  The minimum  coverage under any such bond and insurance  policy shall be at least equal to the corresponding  amounts  required by Fannie Mae in the Fannie Mae Guides.  Upon  request by the  Purchaser, the  Company  shall  deliver to the  Purchaser  a  certificate  from the surety and the  insurer as to the existence  of the Fidelity  Bond and errors and  omissions  insurance  policy and shall obtain a statement from the  surety  and the  insurer  that  such  Fidelity  Bond or  insurance  policy  shall in no event be terminated or materially  modified  without thirty (30) days' prior written  notice to the Purchaser.  The
Company shall notify the  Purchaser  within five (5) business days of receipt of notice that such Fidelity
Bond or insurance policy will be, or has been,  materially  modified or terminated.  The Purchaser (or any party  having the status of  Purchaser  hereunder)  and any  subsidiary  thereof and their  successors  or assigns  as  their  interests  may  appear  must be  named  as loss  payees  on the  Fidelity  Bond and as additional  insured on the errors and omissions policy.  Upon request by Purchaser,  Company shall provide
Purchaser with an insurance  certificate  certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

         Section 4.13      Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged  Property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale  shall be  taken in the name of the  Purchaser  or its designee,  or in the event the  Purchaser or its designee is not  authorized or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected  under the
"doing  business" or tax laws of such state by so holding title,  the deed or certificate of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company  from an attorney  duly  licensed  to practice  law in the state where the REO  Property is located.  Any Person or Persons holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The  Company  shall  notify  the  Purchaser  in  accordance  with the  Fannie  Mae Guides of each acquisition  of REO  Property  upon such  acquisition  (and,  in any event,  shall  provide  notice of the consummation  of any foreclosure  sale within three (3) Business Days of the date Company  receives notice of such  consummation),  together  with a copy of the drive by appraisal or brokers  price  opinion of the
Mortgaged   Property   obtained  in  connection  with  such   acquisition,   and  thereafter   assume  the
responsibility  for  marketing  such  REO  property  in  accordance  with  Accepted  Servicing  Practices.
Thereafter,  the  Company  shall  continue to provide  certain  administrative  services to the  Purchaser relating  to such  REO  Property  as set  forth in this  Section  4.13.  The fee for  such  administrative services  shall be $2,000 to be paid upon  liquidation  of the REO  Property.  No  Servicing  Fee shall be assessed  or  otherwise  accrue on any REO  Property  from and after the date on which it  becomes  an REO
Property.

         The Company shall,  either itself or through an agent selected by the Company,  and in accordance with the Fannie Mae Guides  manage,  conserve,  protect and operate  each REO  Property in the same manner that it manages,  conserves,  protects and operates other foreclosed property for its own account,  and in the same manner that similar  property in the same  locality as the REO  Property is managed.  The Company shall cause each REO Property to be inspected  promptly  upon the  acquisition  of title thereto and shall cause each REO Property to be inspected at least  monthly  thereafter  or more  frequently  as required by the  circumstances.  The  Company  shall  make  or  cause  to be  made  a  written  report  of  each  such inspection.  Such reports  shall be retained in the Mortgage  File and copies  thereof  shall be forwarded by the Company to the Purchaser.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall  sell such REO  Property  in any  event  within  one year  after  title  has been  taken to such REO
Property,  unless  the  Company  determines,  and gives an  appropriate  notice to the  Purchaser  to such effect,  that a longer period is necessary for the orderly  liquidation of such REO Property.  If a longer period than one (1) year is  permitted  under the  foregoing  sentence  and is  necessary  to sell any REO
Property,  the Company  shall report  monthly to the  Purchaser  as to the progress  being made in selling such REO  Property.  No REO Property  shall be marketed  for less than the  Appraised  Value,  without the prior consent of Purchaser.  No REO Property  shall be sold for less than ninety five percent (95%) of its
Appraised  Value,  without the prior consent of  Purchaser.  All requests for  reimbursement  of Servicing
Advances  shall be in accordance  with the Fannie Mae Guides.  The  disposition  of REO Property  shall be carried out by the Company at such price,  and upon such terms and conditions,  as the Company deems to be in the best  interests of the  Purchaser  (subject to the above  conditions)  only with the prior  written consent of the Purchaser.  Company shall provide  monthly  reports to Purchaser in reference to the status of the marketing of the REO Properties.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate the Company as servicer of any such REO Property  without  payment of any termination  fee with respect  thereto,  provided that the Company shall on the date said  termination takes effect be reimbursed for any  unreimbursed  advances of the Company's funds made pursuant to Section
5.03 and any  unreimbursed  Servicing  Advances and  Servicing  Fees in each case relating to the Mortgage
Loan  underlying  such REO Property  notwithstanding  anything to the contrary set forth in Section  4.05.
In the  event of any such  termination,  the  provisions  of  Section  11.01  hereof  shall  apply to said termination  and the  transfer of  servicing  responsibilities  with  respect to such REO  Property to the
Purchaser or its designee.  Within five  Business  Days of any such  termination,  the Company  shall,  if necessary  convey  such  property to the  Purchaser  and shall  further  provide  the  Purchaser  with the following  information  regarding  the subject REO  Property:  the related  drive by  appraisal or brokers price  opinion,  and copies of any related  Mortgage  Impairment  Insurance  Policy  claims.  In addition, within five  Business  Days,  the Company  shall  provide the  Purchaser  with the  following  information regarding  the  subject  REO  Property:  the  related  trustee's  deed upon sale and copies of any related hazard insurance claims, or repair bids.

         Section 4.14      Notification of Maturity Date.

          With respect to each Mortgage  Loan,  the Company shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and
Mortgage regarding the maturity date if required under applicable law.

                                                ARTICLE V

                                        PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser (i) all amounts  credited to the Custodial  Account as of the close of business on the preceding  Determination  Date,  net of charges  against or  withdrawals  from the  Custodial  Account pursuant to Section  4.05,  plus (ii) all Monthly  Advances,  if any,  which the Company is  obligated  to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan  Remittance  Rate on any
Principal  Prepayment  from the date of such Principal  Prepayment  through the end of the month for which disbursement  is made  provided that the  Company's  obligation  as to payment of such  interest  shall be limited  to the  Servicing  Fee  earned  during  the  month of the  distribution,  minus  (i) any  amounts attributable  to Monthly  Payments  collected  but due on a Due Date or Dates  subsequent to the preceding
Determination  Date,  which  amounts  shall be remitted on the  Remittance  Date next  succeeding  the Due
Period for such amounts.  It is  understood  that,  by operation of Section  4.04,  the  remittance on the first  Remittance Date with respect to Mortgage Loans  purchased  pursuant to this Agreement is to include principal  collected  after the Cut-off  Date  through the  preceding  Determination  Date plus  interest, adjusted to the Mortgage Loan Remittance Rate collected through such  Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off  Date,  with the  adjustments  specified in clauses (ii), and (iii) above.

         With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the  Purchaser  interest on any such late  payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change,  plus three (3)  percentage  points,  but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the  Business  Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser,  both  inclusive.  The payment by the Company of any such interest shall not be deemed an  extension  of time for  payment or a waiver of any Event of Default by the  Company.  On each Remittance  Date, the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

         Section 5.02      Statements to the Purchaser.

         The Company shall  furnish to Purchaser an  individual  loan  accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the fifth  Business
Day of the following  month on a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both  Purchaser  and  Company,  and no later than the fifth  Business  Day of the following month in hard copy, and shall contain the following:

         (i) With respect to each Monthly  Payment,  the amount of such remittance  allocable to principal
(including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment amounts remitted in accordance with Section 4.04);

         (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)  the  amount  of  servicing   compensation   received  by  the  Company  during  the  prior
distribution period;

         (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

         (v) the  aggregate  of any  expenses  reimbursed  to the  Company  during the prior  distribution period pursuant to Section 4.05;

         (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a) delinquent
(1) 30 to 59 days,  (2) 60 to 89 days,  (3) 90 days or more;  (b) as to which  foreclosure  has commenced;
and (c) as to which REO Property has been acquired; and

         The Company  shall also  provide a trial  balance,  sorted in  Purchaser's  assigned  loan number order, in the form of Exhibit E hereto, with each such Report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the  Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 5.03      Monthly Advances by the Company.

         Not later than the close of business on the Business Day  preceding  each  Remittance  Date,  the
Company  shall deposit in the Custodial  Account an amount equal to all payments not  previously  advanced by the Company,  whether or not deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off
Date) and interest not  allocable to the period prior to the Cut-off  Date,  adjusted to the Mortgage Loan
Remittance  Rate,  which  were due on a  Mortgage  Loan and  delinquent  at the close of  business  on the related Determination Date.

         The  Company's  obligation  to make such Monthly  Advances as to any Mortgage  Loan will continue through the last  Monthly  Payment due prior to the payment in full of the Mortgage  Loan,  or through the
Remittance  Date  prior  to the date on which  the  Mortgaged  Property  liquidates  (including  Insurance
Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds) with respect to the Mortgage
Loan  unless the Company  deems such  advance to be  nonrecoverable.  In such  event,  the  Company  shall deliver to the  Purchaser  an  Officer's  Certificate  of the Company to the effect that an officer of the
Company  has  reviewed  the  related  Mortgage  File and has made the  reasonable  determination  that any additional advances are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company  shall  submit to the  Purchaser a  liquidation report with respect to such  Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.
The Company  shall also  provide  reports on the status of REO Property  containing  such  information  as
Purchaser may reasonably require.

                                                ARTICLE VI

                                       GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The Company will, to the extent it has knowledge of any conveyance or  prospective  conveyance by any  Mortgagor of the  Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether  or not the  Mortgagor  remains  or is to  remain  liable  under  the  Mortgage  Note  and/or  the
Mortgage),  exercise its rights to accelerate  the maturity of such Mortgage Loan under any  "due-on-sale"
clause to the extent  permitted by law;  provided,  however,  that the Company shall not exercise any such rights if  prohibited  by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights  would  impair or threaten to impair any  recovery  under the related  Primary  Mortgage  Insurance
Policy,  if any. If the Company  reasonably  believes it is unable  under  applicable  law to enforce such
"due-on-sale"  clause,  the Company,  with the approval of the  Purchaser,  will enter into an  assumption agreement  with  the  person  to whom the  Mortgaged  Property  has been  conveyed  or is  proposed  to be conveyed,  pursuant  to which such  person  becomes  liable  under the  Mortgage  Note and,  to the extent permitted by applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed pursuant to this  Section  6.01,  the Company,  with the prior  consent of the  Purchaser  and the primary mortgage  insurer,  if any, is authorized to enter into a  substitution  of liability  agreement  with the person to whom the Mortgaged  Property has been  conveyed or is proposed to be conveyed  pursuant to which the  original  mortgagor is released  from  liability  and such Person is  substituted  as  mortgagor  and becomes liable under the related  Mortgage Note. Any such  substitution  of liability  agreement  shall be in lieu of an assumption agreement.

         In connection with any such  assumption or  substitution  of liability,  the Company shall follow the  underwriting  practices and procedures of the Company.  With respect to an assumption or substitution of liability,  the Mortgage  Interest Rate borne by the related  Mortgage  Note, the amount of the Monthly
Payment and the maturity  date may not be changed  (except  pursuant to the terms of the  Mortgage  Note).
If the  credit  of the  proposed  transferee  does  not  meet  such  underwriting  criteria,  the  Company diligently  shall,  to the extent  permitted by the Mortgage or the Mortgage Note and by  applicable  law, accelerate  the maturity of the  Mortgage  Loan.  The Company  shall  notify the  Purchaser  that any such substitution  of liability or assumption  agreement has been  completed by forwarding to the Purchaser the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage File and shall,  for all purposes,  be considered a part of such Mortgage File to the same extent as all other  documents and  instruments  constituting  a part thereof.  All fees collected by the Company for entering into an assumption or  substitution  of liability  agreement  shall belong to the
Company.

         Notwithstanding  the  foregoing  paragraphs  of  this  Section  or any  other  provision  of this
Agreement,  the  Company  shall not be  deemed to be in  default,  breach  or any other  violation  of its obligations  hereunder  by  reason  of any  assumption  of a  Mortgage  Loan  by  operation  of law or any assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term  "assumption"  is deemed to also include a sale of the Mortgaged
Property  subject to the Mortgage that is not  accompanied by an assumption or  substitution  of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification that  payment  in full  will be  escrowed  in a manner  customary  for such  purposes,  the  Company  will immediately  notify the Purchaser by a  certification,  which  certification  shall include a statement to the effect  that all  amounts  received  or to be  received  in  connection  with such  payment  which are required  to be  deposited  in the  Custodial  Account  pursuant  to Section  4.04 have been or will be so deposited,  of a Servicing  Officer and shall  request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The  Purchaser  shall no later  than five  Business  Days  after  receipt of such certification  and request,  release or cause to be released to the  Company,  the related  Mortgage  Loan
Documents and, upon its receipt of such documents,  the Company shall promptly  prepare and deliver to the
Purchaser  the  requisite  satisfaction  or release.  No later than five (5) Business  Days  following its receipt of such  satisfaction or release,  the Purchaser shall deliver,  or cause to be delivered,  to the
Company the release or satisfaction  properly  executed by the owner of record of the applicable  mortgage or its duly  appointed  attorney  in fact.  No expense  incurred  in  connection  with any  instrument  of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the Company  satisfies or releases a Mortgage  without  having  obtained  payment in full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise  prejudice  any  right the
Purchaser may have under the mortgage  instruments,  the Company,  upon written demand, shall remit within two (2) Business Days to the  Purchaser the then  outstanding  principal  balance of the related  Mortgage
Loan by deposit  thereof in the  Custodial  Account.  The Company  shall  maintain the  Fidelity  Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain with respect to any
Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as  appropriate  for the  servicing or  foreclosure  of the Mortgage  Loan, including  for the purpose of  collection  under any Primary  Mortgage  Insurance  Policy,  the  Purchaser
shall,  upon  request of the Company and  delivery to the  Purchaser  of a servicing  receipt  signed by a
Servicing  Officer,  release the portion of the Mortgage File held by the  Purchaser to the Company.  Such servicing  receipt shall  obligate the Company to return the related  Mortgage  documents to the Purchaser when the need therefor by the Company no longer exists,  unless the Mortgage Loan has been  liquidated and the  Liquidation  Proceeds  relating to the Mortgage Loan have been deposited in the Custodial  Account or the Mortgage  File or such  document has been  delivered to an attorney,  or to a public  trustee or other public  official  as required  by law,  for  purposes of  initiating  or  pursuing  legal  action or other proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the
Company has  delivered to the  Purchaser a certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document was delivered and the purpose or purposes of such  delivery.  Upon  receipt of a  certificate  of a  Servicing  Officer  stating  that such
Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

         Section 6.03      Servicing Compensation.

         As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the
Custodial Account (to the extent of interest  payments  collected on the Mortgage Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing
Fee, subject to payment of compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees, as provided in Section 6.01,  and late payment  charges or otherwise  shall be retained by the Company to the extent not  required to be  deposited  in the  Custodial  Account.  No  Servicing  Fee shall be payable in connection with partial Monthly  Payments.  The Company shall be required to pay all expenses  incurred by it in  connection  with its  servicing  activities  hereunder  and shall not be entitled to  reimbursement therefor except as specifically provided for.

         Section 6.04      Annual Statement as to Compliance.

         The Company will deliver to the Purchaser,  to any master servicer which is master  servicing any of the  Mortgage  Loans  (each,  a "Master  Servicer")  and to any entity  which is the  depositor  of the
Mortgage  Loans (each, a  "Depositor")  not later than March 14 of each calendar year,  beginning in March
2004 and with respect to any  calendar  year during which the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the  Securities  Exchange Act of 1934, as amended (the  "Exchange
Act") and the rules and  regulations of the  Securities and Exchange  Commission  (the  "Commission"),  15
calendar  days  before the date on which the  Depositor's  annual  report on Form 10-K is  required  to be filed in accordance  with the Exchange Act and the rules and  regulations of the  Commission  (or, in each case,  if  such  day is not a  Business  Day,  the  immediately  preceding  Business  Day),  an  Officer's
Certificate  stating,  as to each  signatory  thereof,  that (i) a review of the activities of the Company during the preceding  year and of  performance  under this  Agreement  has been made under such  officers'
supervision  and (ii) to the best of such  officer's  knowledge,  based on such  review,  the  Company has fulfilled  all of its  obligations  under this  Agreement  throughout  such year,  or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default known to such officer
and  the  nature  and  status  thereof  (each  such  Officer's   Certificate,   an  "Annual  Statement  of
Compliance").

         For so long as the Mortgage  Loans are being master  serviced by the Master  Servicer,  not later than March 14 of each  calendar  year,  beginning in March 2004,  and with  respect to any  calendar  year during which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the
Exchange Act and the rules and  regulations of the  Commission,  15 calendar days before the date on which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or, in each case,  if such day is not a Business Day, the immediately  preceding  Business Day), or at any other time upon thirty (30) days written request,  an officer of the Company shall execute and deliver a separate  Officer's  Certificate  to each of the Master
Servicer and to the Depositor for the benefit of such Master  Servicer or Depositor,  as  applicable,  and its officers, directors and affiliates, certifying as to the following matters:

(i)      Based on my knowledge,  the  information  in the Annual  Statement as to  Compliance,  the Annual
                  Independent  Public  Accountant's  Report  (defined  below)  and all  servicing
                  reports,   officer's   certificates  and  other  information  relating  to  the
                  servicing of the Mortgage  Loans  submitted to the Master  Servicer  taken as a whole,  does not contain  any untrue  statement  of a material  fact or omit to state a material fact  necessary to make the  statements  made, in light of the circumstances  under which such  statements were made, not misleading as of the date of this certification;

(ii)     The servicing  information required to be provided to the Master Servicer,  the Depositor and the
                  Purchaser by the Company  under this  Agreement has been provided to the Master
                  Servicer;

(iii)    I am responsible  for reviewing the activities  performed by the Company under this Agreement and based upon the review  required by this  Agreement,  and except as disclosed in the  Annual  Statement  as to  Compliance  or  the  Annual  Independent  Public
                  Accountant's  Report submitted to the Master  Servicer,  the Company has, as of the date of this certification  fulfilled its obligations under this Agreement;
                  and

(iv)     I have disclosed to the Master  Servicer all significant  deficiencies  relating to the Company's compliance  with the minimum  servicing  standards in accordance  with a review conducted  in  compliance  with the  Uniform  Single  Attestation  Program  for
                  Mortgage Bankers or similar standard as set forth in this Section 6.04.

         Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.

         Not later than March 14 of each  calendar  year,  beginning in March 2004 and with respect to any calendar  year  during  which  the  Depositor's  annual  report on Form  10-K is  required  to be filed in accordance  with the  Exchange  Act and the rules and  regulations  of the  Commission,  15 calendar  days before  the  date on  which  the  Depositor's  annual  report  on Form  10-K is  required  to be  filed in accordance  with the Exchange Act and the rules and  regulations of the  Commission  (or, in each case, if such day is not a Business  Day,  the  immediately  preceding  Business  Day),  the Company at its expense shall  cause a firm of  independent  public  accountants  (which may also  render  other  services  to the
Company)  which is a member of the  American  Institute  of  Certified  Public  Accountants  to  furnish a statement  (each,  an "Annual  Independent  Public  Accountant's  Report") to the Master  Servicer and the
Purchaser  or its  designee  to the effect  that such firm has  examined  certain  documents  and  records relating to the  servicing  of the  Mortgage  Loans or of loans under a pooling and  servicing  agreements
(including  the related  Mortgage  Loans)  substantially  similar one to another  (such  statement to have attached  thereto a schedule  setting  forth the pooling and  servicing  agreements  covered  thereby) and that, on the basis of such  examination  conducted  substantially  in compliance  with the Uniform  Single
Attestation  Program for Mortgage  Bankers,  such firm confirms that such  servicing has been conducted in compliance with such pooling and servicing  agreements  except for such  significant  exceptions or errors in records  that,  in the  opinion of such firm,  the Uniform  Single  Attestation  Program  for  Mortgage
Bankers requires it to report.

         Section 6.06      Purchaser's Right to Examine Company Records.

         The Purchaser  shall have the right to examine and audit upon  reasonable  notice to the Company, during business hours or at such other times as might be reasonable  under applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise,  which relates to the  performance or observance by the Company of the terms, covenants or conditions of this Agreement.

         The Company shall provide to the Purchaser and any supervisory  agents or examiners  representing a state or federal  governmental agency having jurisdiction over the Purchaser,  including but not limited to OTS, FDIC and other similar entities,  access to any documentation  regarding the Mortgage Loans in the possession  of the Company  which may be  required by any  applicable  regulations.  Such access  shall be afforded without charge, upon reasonable  request,  during normal business hours and at the offices of the
Company, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

         Section 6.07      Indemnification regarding Section 6.04 and Section 6.05.

         The  Company  shall  indemnify  and  hold  harmless  the  Master  Servicer,  the  Depositor,  the
Purchaser,  and  their  respective  officers,  directors,  agents  and  affiliates,  and such  affiliates'
officers,  directors  and agents (any such person,  an  "Indemnified  Party") from and against any losses, damages,  penalties,  fines,  forfeitures,  reasonable  legal fees and related costs,  judgments and other costs  and  expenses  arising  out of or  based  upon a  breach  by the  Company  or any of its  officers, directors,  agents or affiliates of its obligations  under this letter agreement,  or the negligence,  bad faith or willful misconduct of the Company in connection  therewith.  If the indemnification  provided for herein is unavailable or  insufficient  to hold harmless any  Indemnified  Party,  then the Company agrees that it shall  contribute  to the  amount  paid or payable  by such  Indemnified  Party as a result of the losses,  claims,  damages or liabilities of such Indemnified Party in such proportion as is appropriate to reflect  the  relative  fault of such  Indemnified  Party on the one hand and the  Company in the other in connection  with a breach of the  Company's  obligations  under this letter  agreement,  or the  Company's negligence, bad faith or willful misconduct in connection therewith.

                                               ARTICLE VII

                                    REPORTS TO BE PREPARED BY SERVICER

         Section 7.01      Company Shall Provide Information as Reasonably Required.

         The Company shall  furnish to the Purchaser  during the term of this  Agreement,  such  periodic, special or other reports,  information or  documentation,  whether or not provided for herein, as shall be necessary,  reasonable  or  appropriate  in  respect  to the  Purchaser,  or  otherwise  in respect to the
Mortgage  Loans  and  the  performance  of the  Company  under  this  Agreement,  including  any  reports,
information  or  documentation   reasonably  required  to  comply  with  any  regulations   regarding  any
supervisory  agents or examiners of the  Purchaser  all such reports or  information  to be as provided by and in accordance  with such  applicable  instructions  and  directions  as the  Purchaser may  reasonably request in  relation  to this  Agreement  or the  performance  of the Company  under this  Agreement.  The
Company  agrees to execute  and deliver all such  instruments  and take all such action as the  Purchaser, from time to time,  may  reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

         In  connection  with  marketing  the  Mortgage  Loans,  the  Purchaser  may make  available  to a prospective  purchaser  audited  financial  statements of the Company for the most recently  completed two
(2)  fiscal  years for which  such  statements  are  available,  as well as a  Consolidated  Statement  of
Condition  at the  end of the  last  two  (2)  fiscal  years  covered  by any  Consolidated  Statement  of
Operations.  If it has not already  done so, the Company  shall  furnish  promptly to the  Purchaser  or a prospective purchaser copies of the statements specified above.

         The Company  shall make  reasonably  available to the  Purchaser or any  prospective  Purchaser a knowledgeable  financial or  accounting  officer for the purpose of answering  questions and to permit any prospective  purchaser to inspect the Company's  servicing  facilities for the purpose of satisfying  such prospective  purchaser  that the Company has the ability to service the Mortgage Loans as provided in this
Agreement.

                                               ARTICLE VIII

                                               THE SERVICER

         Section 8.01      Indemnification; Third Party Claims.

         The Company  agrees to indemnify the  Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants,  and agreements to service the Mortgage Loans in strict  compliance  with the terms of this  Agreement.  The Company  agrees to indemnify  the Purchaser and hold it harmless against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs, fees and expenses that the Purchaser may sustain in any way related to the breach of a  representation  or warranty  set forth in Sections  3.01 or 3.02 of this  Agreement.  The Company shall  immediately  notify the Purchaser if a claim is made by a third party against  Company with respect to this  Agreement  or the Mortgage  Loans,  assume (with the consent of the
Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees,  whether or not such claim is settled  prior to judgment,  and promptly  pay,  discharge and satisfy any judgment or decree  which may be entered  against it or the  Purchaser  in respect of such claim.  The
Company  shall  follow any written  instructions  received  from the  Purchaser  in  connection  with such claim.  The Purchaser  shall  promptly  reimburse  the Company for all amounts  advanced by it pursuant to the two  preceding  sentences  except when the claim  relates to the failure of the Company to service and administer  the  Mortgages  in  strict  compliance  with  the  terms  of this  Agreement,  the  breach  of representation  or warranty  set forth in Sections  3.01 or 3.02,  or the gross  negligence,  bad faith or willful  misconduct of Company.  The  provisions of this Section 8.01 shall  survive  termination  of this
Agreement.

         Section 8.02      Merger or Consolidation of the Company.

         The Company  will keep in full  effect its  existence,  rights and  franchises  as a  corporation under  the laws of the  state of its  incorporation  except  as  permitted  herein,  and will  obtain  and preserve its  qualification  to do business as a foreign  corporation in each  jurisdiction  in which such qualification is or shall be necessary to protect the validity and  enforceability  of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or  consolidated,  or any  corporation  resulting from any  merger,  conversion  or  consolidation  to which the  Company  shall be a party,  or any  Person succeeding  to the  business  of the  Company  whether  or not  related  to loan  servicing,  shall be the successor  of the Company  hereunder,  without the  execution or filing of any paper or any further act on the  part of any of the  parties  hereto,  anything  herein  to the  contrary  notwithstanding;  provided, however,  that the successor or surviving  Person shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the  deposits  of which are insured by the FDIC,  SAIF  and/or BIF,  and which is a HUD-approved  mortgagee  whose primary  business is in origination  and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

         Section 8.03      Limitation on Liability of the Company and Others.

         Neither the Company nor any of the  officers,  employees or agents of the Company  shall be under any  liability to the Purchaser  for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment made in good faith;  provided,  however, that this  provision  shall not protect the Company or any such person against any breach of warranties or representations  made  herein,  or  failure to  perform  its  obligations  in strict  compliance  with any standard  of care set forth in this  Agreement,  or any  liability  which  would  otherwise  be imposed by reason of negligence,  bad faith or willful misconduct,  or any breach of the terms and conditions of this
Agreement.  The  Company and any  officer,  employee or agent of the Company may rely in good faith on any document of any kind prima facie properly  executed and submitted by the Purchaser  respecting any matters arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the Mortgage  Loans in accordance  with this
Agreement  and which in its  reasonable  opinion may involve it in any  expenses or  liability;  provided, however,  that the Company may, with the consent of the Purchaser,  undertake any such action which it may deem  necessary  or  desirable  in respect  to this  Agreement  and the  rights and duties of the  parties hereto.  In such  event,  the  reasonable  legal  expenses  and  costs of such  action  and any  liability resulting  therefrom shall be expenses,  costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company  shall not assign this  Agreement or resign from the  obligations  and duties  hereby imposed on it except by mutual  consent of the Company and the  Purchaser or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.  Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered  to the  Purchaser  which  Opinion of Counsel  shall be in form and  substance  acceptable to the  Purchaser.  No such  resignation  shall become  effective  until a successor  shall have  assumed the  Company's  responsibilities  and  obligations  hereunder in the manner provided in Section 11.01.

         Section 8.05      No Transfer of Servicing.

         With  respect to the  retention  of the  Company to service the  Mortgage  Loans  hereunder,  the
Company  acknowledges that the Purchaser has acted in reliance upon the Company's  independent status, the adequacy of its servicing facilities, plan, personnel,  records and procedures, its integrity,  reputation and financial  standing and the  continuance  thereof.  Without in any way limiting the generality of this
Section,  the Company  shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior written  approval of the Purchaser,  which consent shall be granted or withheld in the Purchaser's sole discretion.

         Without in any way limiting the  generality  of this Section  8.05, in the event that the Company either shall  assign this  Agreement or the  servicing  responsibilities  hereunder or delegate its duties hereunder or any portion  thereof  without (i)  satisfying the  requirements  set forth herein or (ii) the prior  written  consent  of the  Purchaser,  then the  Purchaser  shall have the right to  terminate  this
Agreement,  without any payment of any penalty or damages  and  without any  liability  whatsoever  to the
Company  (other than with respect to accrued but unpaid  Servicing Fees and Servicing  Advances  remaining unpaid) or any third party.

                                                ARTICLE IX

                                                 DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the  following  Events  of  Default  by the  Company  shall  occur  and be continuing, that is to say:

         (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

         (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which continues  unremedied  for a period of thirty  (30) days  after the date on which  written  notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

         (iii) a decree or order of a court or agency or supervisory  authority  having  jurisdiction  for the  appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment of debt,  marshalling  of  assets  and  liabilities  or  similar  proceedings,  or for the  winding-up  or liquidation  of its affairs,  shall have been  entered  against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (iv) the Company shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or  substantially  all of its property;
or

         (v) the Company  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or  reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi)  Company  ceases to be approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer for more than thirty days; or

         (vii) the  Company  attempts  to assign  its right to  servicing  compensation  hereunder  or the
Company  attempts,  without  the  consent  of the  Purchaser,  to  sell  or  otherwise  dispose  of all or
substantially   all  of  its  property  or  assets  or  to  assign  this   Agreement   or  the   servicing
responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

         (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage  loans in any  jurisdiction  in which a Mortgaged  Property is located and such  licensing is  required,  and (b)
qualified to transact  business in any  jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially  and  adversely  affects the  Company's  ability to perform its obligations hereunder;

(ix)     the Company  fails to meet the  eligibility  criteria  set forth in the last  sentence of Section
8.02; or

         (x)      the Company fails to duly  perform,  within the required  time period,  its  obligations under either  Section 6.04 or Section 6.05,  which  failure  continues  unremedied  for a period of thirty
(30) days after the date on which  written  notice of such  failure,  requiring  the same to be  remedied, shall have been given to the Company by the Depositor, the Purchaser or by any Master Servicer.

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default under clauses  (iii),  (iv),  or (v) above,  in which case,  automatically  and without  notice,  or under clause (x) above, in which case,  automatically  and without  additional  notice) Company may, in addition to whatever  rights the Purchaser may have under Sections  3.03,  6.07 and 8.01 and at law or equity or to damages,  including injunctive relief and specific  performance,  terminate all the rights and obligations of the Company under this  Agreement  and in and to the Mortgage  Loans and the proceeds  thereof  without compensating  the Company for the same.  On or after the  receipt by the  Company of such  written  notice
(or,  in the  case of an Event  of  Default  under  clauses  (iii),  (iv) or (v)  above,  in  which  case, automatically  and without  notice,  or under clause (x) above, in which case,  automatically  and without additional notice),  all authority and power of the Company under this Agreement,  whether with respect to the  Mortgage  Loans or  otherwise,  shall pass to and be vested in the  successor  appointed  pursuant to
Section 11.01.  Upon written request from the Purchaser,  the Company shall prepare,  execute and deliver, any and all documents and other  instruments,  place in such  successor's  possession all Mortgage  Files, and do or  accomplish  all other acts or things  necessary or  appropriate  to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or  assignment of the Mortgage
Loans and  related  documents,  or  otherwise,  at the  Company's  sole  expense.  The  Company  agrees to cooperate  with  the  Purchaser  and  such  successor  in  effecting  the  termination  of  the  Company's responsibilities and rights hereunder,  including,  without limitation, the transfer to such successor for administration  by it of all cash  amounts  which  shall at the time be  credited  by the  Company  to the
Custodial  Account or Escrow Account or thereafter  received with respect to the Mortgage Loans or any REO
Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written  notice any default by the Company in the  performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past  default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                ARTICLE X

                                               TERMINATION

         Section 10.01     Termination.

         The respective  obligations  and  responsibilities  of the Company shall  terminate upon: (i) the later of the final  payment  or other  liquidation  (or any  advance  with  respect  thereto)  of the last
Mortgage  Loan and the  disposition  of all  remaining  REO Property and the  remittance  of all funds due hereunder;  or (ii) by mutual  consent of the Company and the Purchaser in writing;  or (iii)  termination with cause under the terms of this Agreement.

         Section 10.02     Termination Without Cause.

         The  Purchaser  may, at its sole  option,  terminate  any rights the Company may have  hereunder, without  cause,  upon no less than 90 days  written  notice.  Any such notice of  termination  shall be in writing and  delivered  to the Company as provided  in Section  11.05 of this  Agreement.  In the event of such termination,  the Purchaser agrees to pay, as liquidated  damages, a sum equal to two percent (2%) of the aggregate unpaid principal balance of the Mortgage Loans.

                                                ARTICLE XI

                                         MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to termination of Company's  responsibilities  and duties under this Agreement  pursuant to
Sections 4.13,  8.04,  9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the
Company's  responsibilities,  rights,  duties and  obligations  under this  Agreement,  or (ii)  appoint a successor  having the  characteristics  set forth in Section  8.02 hereof and which  shall  succeed to all rights  and  assume  all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this
Agreement  prior to the  termination  of Company's  responsibilities,  duties and  liabilities  under this
Agreement.  In connection with such appointment and assumption,  the Purchaser may make such  arrangements for the  compensation  of such  successor  out of  payments on Mortgage  Loans as the  Purchaser  and such successor  shall agree. In the event that the Company's  duties,  responsibilities  and liabilities  under this Agreement should be terminated pursuant to the aforementioned  Sections,  the Company shall discharge such  duties  and  responsibilities  during  the  period  from  the  date it  acquires  knowledge  of such termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice  the rights or  financial  condition of its  successor.  The  resignation  or removal of Company pursuant to the  aforementioned  Sections shall not become  effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the  representations  and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies  available to the Purchaser  thereunder and under Section 8.01, it being  understood and agreed that the provisions of such Sections 3.01,  3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such  resignation  or termination of the
Company, or the termination of this Agreement.

         Any  successor  appointed  as  provided  herein  shall  execute,  acknowledge  and deliver to the
Company and to the Purchaser an instrument  accepting such  appointment,  whereupon  such successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination or resignation of the Company or this Agreement  pursuant to Section 4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the  Purchaser may have against the Company  arising prior to any such  termination or resignation.

         The Company shall  promptly  deliver to the successor the funds in the Custodial  Account and the
Escrow  Account and the Mortgage Files and related  documents and statements  held by it hereunder and the
Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other  things all as may  reasonably  be  required  to more fully and  definitely  vest and confirm in the successor  all  such  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of  the
Company.  The successor shall make  arrangements  as it may deem  appropriate to reimburse the Company for unrecovered  Servicing  Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

         Upon a  successor's  acceptance  of  appointment  as such,  the Company  shall notify by mail the
Purchaser of such appointment.

         Section 11.02     Amendment.

         This  Agreement  may be amended  from time to time by the  Company and the  Purchaser  by written agreement signed by the Company and the Purchaser.

         Section 11.03     Recordation of Agreement.

         To the extent  permitted by  applicable  law,  this  Agreement is subject to  recordation  in all
appropriate   public  offices  for  real  property  records  in  all  the  counties  or  other  comparable jurisdictions  in which any of the  properties  subject to the Mortgages  are  situated,  and in any other appropriate  public recording  office or elsewhere,  such recordation to be effected by the Company at the
Company's  expense on direction of the Purchaser  accompanied  by an opinion of counsel to the effect that such  recordation  materially and  beneficially  affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

         Section 11.04     Governing Law.

         This  Agreement  shall be governed by and construed in  accordance  with the laws of the State of
New York except to the extent  preempted  by Federal  law.  The  obligations,  rights and  remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any  demands,  notices  or other  communications  permitted  or  required  hereunder  shall be in writing  and shall be deemed  conclusively  to have been  given if  personally  delivered  at or mailed by registered  mail,  postage  prepaid,  and return  receipt  requested or  certified  mail,  return  receipt requested,  or  transmitted by telex,  telegraph or telecopier and confirmed by a similar mailed  writing, as follows:

         (i)      if to the Company:

                  US Bank, NA
                  1550 East 79th Street
                  Bloomington, MN 55425
                  Attn:  Cheikh Faye
                  (952) 851-8269

                  With a copy to:

                  US Bank, NA
                  4801 Frederica Street
                  Owensboro, KY 42303
                  Attn:  Robert Smiley
                  (270) 689-7271

         (ii) if to the Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ms. Ralene Ruyle
                  Telecopier No.:  (972) 444-2880

                  With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention:  Baron Silverstein

or such other  address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or  communication  hereunder  shall be deemed to have been  received  on the date  delivered  to or received at the premises of the addressee (as evidenced,  in the case of registered or certified  mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any part,  provision,  representation  or warranty of this Agreement which is prohibited or which is held  to be  void  or  unenforceable  shall  be  ineffective  to the  extent  of  such  prohibition  or
unenforceability   without   invalidating  the  remaining   provisions   hereof.   Any  part,   provision,
representation  or warranty of this Agreement which is prohibited or  unenforceable  or is held to be void or unenforceable  in any  jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof, and any such prohibition  or  unenforceability  in any  jurisdiction  as to any Mortgage  Loan shall not  invalidate or render  unenforceable  such  provision in any other  jurisdiction.  To the extent  permitted by applicable law, the parties  hereto waive any provision of law that  prohibits or renders void or  unenforceable  any provision  hereof.  If the  invalidity  of  any  part,  provision,  representation  or  warranty  of  this
Agreement  shall  deprive any party of the economic  benefit  intended to be conferred by this  Agreement, the parties  shall  negotiate,  in good  faith,  to develop a structure  the  economic  effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 11.07     Exhibits.

         The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof  and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For  purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

         (i)               the terms defined in this Agreement have the meanings  assigned to them in this
Agreement  and  include  the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

         (ii)     accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

         (iii)    references  herein to  "Articles",  "Sections",  Subsections",  "Paragraphs",  and other subdivisions  without  reference  to  a  document  are  to  designated  Articles,  Sections,  Subsections,
Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a  Subsection  without  further  reference to a Section is a reference to such  Subsection  as  contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

         (v)      the words  "herein",  "hereof ",  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi)     the  term  "include"  or  "including"  shall  mean  without   limitation  by  reason  of
enumeration; and

         (viii)   headings of the Articles  and  Sections in this  Agreement  are for  reference  purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without limitation, (i) consents, waivers and  modifications  which may hereafter be executed,  (ii) documents  received by any party at the closing,  and (iii)  financial  statements,  certificates  and other  information  previously or hereafter
furnished,  may  be  reproduced  by  any  photographic,   photostatic,  microfilm,  micro-card,  miniature
photographic or other similar process.  The parties agree that any such  reproduction  shall be admissible in evidence  as the  original  itself in any  judicial or  administrative  proceeding,  whether or not the original is in existence and whether or not such  reproduction  was made by a party in the regular  course of business,  and that any  enlargement,  facsimile or further  reproduction  of such  reproduction  shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each  party  recognizes  that,  in  connection  with  this  Agreement,  it may  become  privy  to non-public  information  regarding the financial  condition,  operations and prospects of the other party.
Each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential, and to use all such  information  solely in order to  effectuate  the purpose of the  Agreement,  provided that each party may provide  confidential  information to its employees,  agents and affiliates who have a need to know  such  information  in order to  effectuate  the  transaction,  provided  further  that  such information is identified as confidential non-public information.  In addition,  confidential  information may  be  provided  to a  regulatory  authority  with  supervisory  power  over  Purchaser,  provided  such information is identified as confidential non-public information.

         Section 11.11     Recordation of Assignments of Mortgage.

         To the extent  permitted by applicable  law, each of the Assignments is subject to recordation in all  appropriate  public  offices  for real  property  records  in all the  counties  or other  comparable jurisdictions in which any or all of the Mortgaged  Properties are situated,  and in any other appropriate public recording office or elsewhere,  such recordation to be effected by and at the Company's  expense in the event  recordation is either  necessary under applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment by Purchaser.

         The Purchaser shall have the right subject to Section 2.06 of this Agreement, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the
Purchaser with respect to such Mortgage Loans.  In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

         Section 11.13     No Partnership.

         Nothing  herein  contained  shall be deemed or  construed  to  create a  co-partnership  or joint venture  between the parties  hereto and the services of the Company  shall be rendered as an  independent contractor and not as agent for Purchaser.

         Section 11.14     Execution: Successors and Assigns.

         This Agreement may be executed in one or more  counterparts  and by the different  parties hereto on  separate  counterparts,  each of which,  when so  executed,  shall be deemed to be an  original;  such counterparts,  together,  shall  constitute  one and the same  agreement.  Subject to Section  8.04,  this
Agreement  shall inure to the  benefit of and be binding  upon the  Company  and the  Purchaser  and their respective successors and assigns.

         Section 11.15     Entire Agreement.

         The  Company  acknowledges  that no  representations,  agreements  or  promises  were made to the
Company  by the  Purchaser  or any of its  employees  other  than  those  representations,  agreements  or promises specifically  contained herein and in the Confirmation.  The Confirmation and this Agreement sets forth the entire understanding  between the parties hereto;  provided,  however, only this Agreement shall be  binding  upon  all  successors  of  both  parties.  In the  event  of any  inconsistency  between  the
Confirmation and this Agreement, this Agreement shall control.

         Section 11.16.  No Solicitation.

         From and after the Closing  Date,  the Company  agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  to personally,  by telephone or mail, solicit the borrower or obligor  under any Mortgage  Loan to refinance  the Mortgage  Loan, in whole or in part,  without  the  prior  written  consent  of  the  Purchaser.  Notwithstanding  the  foregoing,  it is understood  and agreed  that (i)  promotions  undertaken  by the Company or any  affiliate  of the Company which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall
consist  primarily  of  the  Mortgage  Loans,  including,   without  limitation,  mass  mailing  based  on
commercially  acquired mailing lists,  newspaper,  radio and television  advertisements and (ii) responses to  unsolicited  requests  or  inquiries  made by a  Mortgagor  or an  agent  of a  Mortgagor,  shall  not constitute  solicitation  under this Section  11.16.  This  Section  11.16 shall not be deemed to preclude the Company or any of its affiliates  from  soliciting any Mortgagor for any other  financial  products or services.  From and after the  Closing  Date,  the  Purchaser  agrees  that it will not take any action or permit  or cause  any  action  to be taken  by any of its  agents  or  affiliates,  or by any  independent contractors  on the  Purchaser's  behalf,  to  personally  by telephone  or mail,  solicit the borrower or obligor  under any Mortgage Loan to refinance  the Mortgage  Loan, in whole or in part,  without the prior written  consent of the Company,.  In addition,  the Purchaser or any of its affiliates  shall not solicit any  Mortgagor  for any other  financial  products  or  services.  Notwithstanding  the  foregoing,  it is understood  and agreed that (i)  promotions  undertaken by the Purchaser or any affiliate of the Purchaser which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall
consist  primarily  of  the  Mortgage  Loans,  including,   without  limitation,  mass  mailing  based  on
commercially  acquired mailing lists,  newspaper,  radio and television  advertisements and (ii) responses to  unsolicited  requests  or  inquiries  made by a  Mortgagor  or an  agent  of a  Mortgagor,  shall  not constitute  solicitation  under this Section  11.16 The Company  shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

         Section 11.17.  Closing.

         The  closing  for the  purchase  and sale of the  Mortgage  Loans shall take place on the related
Closing  Date.  The closing  shall be either:  by  telephone,  confirmed  by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

         The closing for the Mortgage  Loans to be purchased on the related  Closing Date shall be subject to each of the following conditions:

         (a)      at least one (1)  Business  Day prior to the related  Closing  Date,  the Company  shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem,  a listing on a loan-level  basis of the information contained in the related Mortgage Loan Schedule attached as Exhibit I to this Agreement;

         (b)      all of the  representations  and warranties of the Company under this Agreement shall be materially true and correct as of the related  Closing Date and no event shall have occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

         (c)      the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow,  all  documents  required  pursuant  to this  Agreement,  an opinion of counsel  and an  officer's certificate,  all in such forms as are agreed upon and acceptable to the  Purchaser,  duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

         (d)      the Company  shall have  delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents required pursuant to the terms of this Agreement; and

         (e)      all other terms and  conditions of this Agreement and the  Confirmation  shall have been materially complied with.

         Subject to the  foregoing  conditions,  the  Purchaser  shall pay to the  Company on the  related
Closing Date the Purchase Price,  plus accrued  interest  pursuant to Section 2.02 of this  Agreement,  by wire transfer of immediately available funds to the account designated by the Company.

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option,  the Purchaser may effect a sale (each,  a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)       one or more third party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  pass-through transfers (each, a "Pass-Through Transfer").

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser's  request,  a seller's  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the  parties,  (collectively  the  agreements  referred  to herein  are  designated,  the  "Reconstitution
Agreements").  It is  understood  that any such  Reconstitution  Agreements  will not  contain any greater obligations on the part of Company than are contained in this Agreement.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set forth in this  Agreement  as of the  settlement  or closing date in  connection  with such
Reconstitution  (each, a  "Reconstitution  Date").  In that connection,  the Company shall provide to such servicer or issuer,  as the case may be, and any other  participants in such  Reconstitution:  (i) any and all information  (including servicing portfolio  information) and appropriate  verification of information
(including  servicing  portfolio  information) which may be reasonably  available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant shall request upon reasonable demand;  and (ii) such additional  representations,  warranties,  covenants, opinions of counsel,  letters  from  auditors,  and  certificates  of public  officials or officers of the
Company as are  reasonably  agreed upon by the Company and the  Purchaser  or any such other  participant.
In connection  with each  Pass-Through  Transfer,  the Company agrees to provide  reasonable and customary indemnification  to the Purchaser and its  affiliates for  disclosure  contained in any offering  document relating to the Company or its  affiliates,  the  Mortgage  Loans and the  underwriting  standards  of the
Mortgage  Loans.  The  Purchaser  shall be  responsible  for the costs  relating  to the  delivery of such information.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to,  and  serviced  in  accordance  with the terms of,  this  Agreement,  and with  respect  thereto  this
Agreement shall remain in full force and effect.

         Section 11.18.    Third Party Beneficiary.

         Any Master  Servicer  shall be  considered a third party  beneficiary  to this  Agreement and any
Reconstitution  Agreements,  entitled  to all the  rights and  benefits  accruing  to any Master  Servicer herein as if it were a direct party to this Agreement or such Reconstitution Agreements.

         IN WITNESS  WHEREOF,  the Company and the  Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                               Purchaser

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                   US BANK, NA
                                                                Company

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                               EXHIBIT A-1
                                        CONTENTS OF MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the  following items,  which shall be  available  for  inspection  by the  Purchaser,  and which shall be retained by the
Company in the  Servicing  File or delivered to the  Purchaser or its designee  pursuant to Sections  2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

         If the Company chooses to use facsimile signatures to endorse Mortgage Notes, the Company must provide in an officer's certificate that the endorsement is valid and enforceable in the jurisdiction(s)
in which the Mortgaged Properties are located and must retain in its corporate records the following specific documentation authorizing the use of facsimile signatures:  (i) a resolution from its board of directors authorizing specific officers to use facsimile signatures; stating that facsimile signatures will be a valid and binding act on the Company's part; and authorizing the Company's corporate secretary to certify the validity of the resolution, the names of the officers authorized to execute documents by using facsimile signatures, and the authenticity of specimen forms of facsimile signatures; (ii) the corporate secretary's certification of the authenticity and validity of the board of directors'
resolution; and (iii) a notarized "certification of facsimile signature," which includes both the facsimile and the original signatures of the signing officer(s) and each officer's certification that the facsimile is a true and correct copy of his or her original signature.

         1.     The     original     Mortgage     Note     endorsed     "Pay    to    the     order     of
____________________________________________________,   without   recourse,"   and  signed  via   original
signature in the name of the Company by an authorized officer,  with all intervening  endorsements showing a complete chain of title from the  originator to the Company,  together with any  applicable  riders.  If the  Mortgage  Loan was  acquired  by the  Company in a merger,  the  endorsement  must be by  "[Company], successor by merger to the [name of  predecessor]".  If the Mortgage  Loan was acquired or  originated  by the Company while doing  business  under  another name,  the  endorsement  must be by "[Company]  formerly known  as  [previous  name]".  Mortgage  Notes  may be in the form of a lost  note  affidavit  subject  to
Purchaser acceptability.

         2. The  original  Mortgage  (together  with a  standard  adjustable  rate  mortgage  rider)  with evidence of recording  thereon,  or a copy thereof  certified by the public recording office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable  public recording office, a true certified copy, certified by the Company.

         3.  The  original  or  certified  copy,  certified  by  the  Company,  of  the  Primary  Mortgage
Insurance Policy, if required.

         4.       The original Assignment, from the Company to  _____________________________________,  or
in accordance with  Purchaser's  instructions,  which  assignment  shall,  but for any blanks requested by
Purchaser,  be in form and  substance  acceptable  for  recording.  If the  Mortgage  Loan was acquired or originated by the Company while doing business  under another name,  the Assignment  must be by "[Company]
formerly  known as [previous  name]".  If the Mortgage  Loan was acquired by the Company in a merger,  the endorsement  must be by  "[Company],  successor  by  merger  to the  [name of  predecessor]".  None of the
Assignments are blanket assignments of mortgage.

         5.       The original policy of title insurance,  including riders and endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or  preliminary  report of title issued by the title insurance or escrow company.

         6.       Originals of all recorded intervening Assignments,  or copies thereof,  certified by the public  recording  office in which such  Assignments  have been recorded showing a complete chain of title from the originator to the Company,  with evidence of recording  thereon,  or a copy thereof  certified by the public  recording  office in which such  Assignment  has been recorded or, if the original  Assignment has not been returned from the applicable  public recording  office,  a true certified copy,  certified by the Company.

         7.       Originals,  or copies  thereof  certified by the public  recording  office in which such documents  have  been  recorded,  of  each  assumption,  extension,  modification,  written  assurance  or substitution  agreements,  if  applicable,  or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         8.       If the Mortgage Note or Mortgage or any other material  document or instrument  relating to the  Mortgage  Loan has been  signed by a person on behalf of the  Mortgagor,  the  original or copy of power of attorney or other  instrument that authorized and empowered such person to sign bearing  evidence that  such  instrument  has been  recorded,  if so  required  in the  appropriate  jurisdiction  where the
Mortgaged  Property is located,  or a copy thereof  certified by the public recording office in which such instrument  has been recorded or, if the original  instrument  has not been  returned from the  applicable public recording office, a true certified copy, certified by the Company.

         9.       reserved.

Notwithstanding  anything to the  contrary  herein,  Company may  provide one  certificate  for all of the
Mortgage Loans indicating that the documents were delivered for recording.

                                               EXHIBIT A-2
                                        CONTENTS OF SERVICING FILE

         With respect to each Mortgage Loan, the Servicing File may include each of the following items, and copies of the Mortgage Loan Documents listed on Exhibit A-1, which shall be available for inspection by the Purchaser or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the
Purchase, Warranties and Servicing Agreement.

         1.       Mortgage  Loan closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

         2.  Residential loan application.

         3.       Uniform  underwriter  and  transmittal  summary  (Fannie  Mae Form  1008) or  reasonable equivalent.

         4.       Credit report on the mortgagor.

         5.       Business credit report, if applicable.

         6.       Residential appraisal report and attachments thereto.

         7.       The original of any guarantee executed in connection with the Mortgage Note.

         8.       Verification  of employment  and income  except for Mortgage  Loans  originated  under a limited documentation program, all in accordance with Company's underwriting guidelines.

         9.       Verification  of  acceptable   evidence  of  source  and  amount  of  down  payment,  in
accordance with Company's underwriting guidelines.

         10.      Photograph of the Mortgaged Property (may be part of appraisal).

         11.      Survey of the Mortgaged Property, if any.

         12.      Sales contract, if applicable.

         13.      If available,  termite  report,  structural  engineer's  report,  water  portability and septic certification.

         14.      Any original security  agreement,  chattel mortgage or equivalent executed in connection with the Mortgage.

         15.      Name affidavit, if applicable.

                                                     EXHIBIT B

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT

                                           ______________, 2003

To:      [_______________________]
         (the "Depository")

         As  "Company"   under  the   Purchase,   Warranties   and  Servicing   Agreement,   dated  as  of
[_____________________]  1, 2003 Adjustable  Rate Mortgage Loans (the  "Agreement"),  we hereby  authorize and  request  you to  establish  an  account,  as a  Custodial  Account  pursuant  to Section  4.04 of the
Agreement,  to be designated as  "[______________________________________],  in trust for the [Purchaser],
Owner of  Adjustable  Rate  Mortgage  Loans".  All deposits in the account  shall be subject to withdrawal therefrom by order signed by the Company.  This letter is submitted to you in  duplicate.  Please  execute and return one original to us.

                                                              [__________________________]

                                                            By:____________________________

                                                            Name:__________________________

                                                            Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established  under Account Number  [__________],  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the Bank  Insurance  Fund or the Savings  Association  Insurance  Fund or will be  invested  in  Permitted
Investments as defined in the Agreement.

                                                              [__________________________]

                                                            By:____________________________

                                                            Name:__________________________

                                                            Title:_________________________

                                                EXHIBIT C

                                     ESCROW ACCOUNT LETTER AGREEMENT
                                           _____________, 2003

To:      [_______________________]
         (the "Depository")

         As  "Company"   under  the   Purchase   Warranties   and   Servicing   Agreement,   dated  as  of
[____________________]1,  2003 Adjustable Rate Mortgage Loans (the  "Agreement"),  we hereby authorize and request you to establish an account,  as an Escrow Account  pursuant to Section 4.06 of the Agreement,  to be designated as  "[__________________________],  in trust for the  [Purchaser],  Owner of Adjustable Rate
Mortgage  Loans,  and various  Mortgagors."  All  deposits in the account  shall be subject to  withdrawal therefrom by order signed by the Company.  This letter is submitted to you in  duplicate.  Please  execute and return one original to us.

                                            [_____________________]

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established under Account Number __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the
Bank  Insurance  Fund  or the  Savings  Association  Insurance  Fund  or will  be  invested  in  Permitted
Investments as defined in the Agreement.

                                            [______________________]

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                EXHIBIT D

                         FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR Agreement")
made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"), ___________________ (the
"Assignee"), and _______________________ (the "Company").

         In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the "Assigned Loans") listed on Attachment 1 annexed hereto (the "Assigned
Loan Schedule") now serviced by Company for Assignor and its successors and assigns pursuant to the
Purchase, Warranties and Servicing Agreement, dated as of _________, 200__, between Assignor and Company
(the "Purchase Agreement") shall be subject to the terms of this PAAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Purchase, Assignment and Assumption

         1.       Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Purchase Agreement.

         2.       Simultaneously with the execution hereof, (i) Assignee shall pay to Assignor the
"Funding Amount" as set forth in that certain letter agreement, dated as of _________ ____, between
Assignee and Assignor (the "Confirmation") and (ii) Assignor, at its expense, shall have caused to be delivered to Assignee or its designee the Mortgage File for each Assigned Loan in Assignor's or its custodian's possession, as set forth in the Purchase Agreement, along with, for each Assigned Loan, an endorsement of the Mortgage Note from the applicable Company, in blank, and an assignment of mortgage in recordable form from the applicable Company, in blank.  Assignee shall pay the Funding Amount by wire transfer of immediately available funds to the account specified by Assignor.  Assignee shall be entitled to all scheduled payments due on the Assigned Loans after ___________, 200__ and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after
_____________, 200__.

Representations, Warranties and Covenants

         3.       Assignor warrants and represents to Assignee and Company as of the date hereof:

         (a)      Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Assignor is the lawful owner of the Assigned Loans with full right to transfer the
Assigned Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee's interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)      There are no offsets, counterclaims or other defenses available to Company with respect to the
Assigned Loans or the Purchase Agreement;
         (d)      Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

         (e)      Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of
Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which
Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignor.  This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned
Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the
Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

         4.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

         (a)      Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

         (b)      Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of
Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c)      No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)      Assignee agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the
Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as "Purchaser"
thereunder but solely with respect to such Assigned Loans.
         5.       Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

         (a)      Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned
Loans and otherwise to perform its obligations under the Purchase Agreement;

Company has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of
Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which
Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company.
This PAAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Company of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and 3.02 of the
Purchase Agreement to be untrue in any material respect.

Recognition of Assignee

         6.       From and after the date hereof, Company shall recognize Assignee as owner of the
Assigned Loans and will service the Assigned Loans in accordance with the Purchase Agreement.  It is the intention of Assignor, Company and Assignee that this PAAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither Company nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the
Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the
Assigned Loans without the prior written consent of Assignee.

Miscellaneous

         7.       All demands, notices and communications related to the Assigned Loans, the Purchase
Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         (a)      In the case of Company,

                  ____________________
                  ____________________
                  ____________________
                  ____________________
                  ____________________
With a copy to ______________________________________.

In the case of Assignor,

____________________
____________________
____________________
____________________
                  ____________________

         (c)      In the case of Assignee,

EMC Mortgage Corporation
         Mac Arthur Ridge II
         909 Hidden Ridge Drive, Suite 200
         Irving, Texas 75038
         Attention:  Ms. Ralene Ruyle
         Telecopier No.:  (972) 444-2880

with a copy  to:

___________________
383 Madison Avenue
New York, New York 10179
Attention: ___________
Telecopier No.:  (212) 272-____

8.       Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR
Agreement.

         9.       This PAAR Agreement shall be construed in accordance with the laws of the State of New
York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         10.      No term or provision of this PAAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         11.      This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

         12.      This PAAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

         13.      This PAAR Agreement may be executed simultaneously in any number of counterparts.
Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         14.      In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the
Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

The Company and Assignor hereby amend the Purchase Agreement as follows:

(a)      The following definitions are added to Section 1.01 of the Purchase Agreement:

Securities Administrator:  ________________________

Supplemental PMI Insurer:  ________________________

Supplemental PMI Policy:   The primary guarantee insurance policy of the Supplemental PMI Insurer attached hereto as Exhibit J, or any successor Supplemental PMI Policy given to the Servicer by the
Assignee.

Trustee:          ________________________

(b)      The following definition is amended and restated:

Insurance Proceeds:        Proceeds of any Primary Mortgage Insurance Policy, the Supplemental PMI
Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage
Loan or other related Mortgaged Property, including any amounts required to be deposited in the
Custodial Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted
Servicing Practices.

(c)      The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

"In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Supplemental PMI Insurer with respect to the Supplemental PMI
Policy and, in this regard, to take such action as shall be necessary to permit recovery under any
Supplemental PMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Company under any Supplemental PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

In accordance with the Supplemental PMI Policy, the Company shall provide to the Supplemental PMI
Insurer any required information regarding the Mortgage Loans.

The Company shall provide to the [Securities Administrator] on a monthly basis via computer tape, or other mutually acceptable format, the unpaid principal balance, insurer certificate number, lender loan number, and premium due the Supplemental PMI Insurer for each Mortgage Loan covered by the Supplemental
PMI Policy.  In addition, the Company agrees to forward to the Purchaser and the [Securities
Administrator] any statements or other reports given by the Supplemental PMI Insurer to the Servicer in connection with a claim under the Supplemental PMI Policy."

(d)      Clause (vi) of Section 6.1 is amended to read as follows:

"Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer eligibility requirements of the
Supplemental PMI Insurer; or"]

         IN WITNESS WHEREOF, the parties hereto have executed this PAAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:
Name:
Title:

_________________________________
Assignee

By:
Name:
Title:

_________________________________
Company

By:
Name:
Title:

                                               ATTACHMENT 1

                                          ASSIGNED LOAN SCHEDULE

                                               ATTACHMENT 2

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                EXHIBIT E

                                          FORM OF TRIAL BALANCE

                                                EXHIBIT G

                               REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:      Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing Agreement (the "Agreement")  between the Company and the
Purchaser,  the  undersigned  hereby  certifies  that he or she is an  officer of the  Company  requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____             On _________________, the above captioned mortgage loan       was  paid  in full or that
the Company has been notified               that payment in full has been or will be escrowed.  The
Company hereby certifies that all amounts with respect                 to this  loan  which  are  required
under the Agreement                         have been or will be deposited in the Custodial Account
as required.

_____             The above captioned loan is being repurchased pursuant                         to the
terms of the Agreement.  The Company hereby                            certifies   that   the   repurchase
price has been credited                     to the Custodial Account as required under the
Agreement.

_____             The above captioned loan is being placed in foreclosure               and  the  original
documents are required to proceed with               the   foreclosure    action.   The   Company   hereby
certifies                           that the documents will be returned to the Purchaser in
the event of reinstatement.

_____             Other (explain)

_______________________________________________________
_______________________________________________________

All  capitalized  terms  used  herein and not  defined  shall have the  meanings  assigned  to them in the
Agreement.

         Based on this  certification  and the indemnities  provided for in the Agreement,  please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
         Title

Send documents to:         _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

         Purchaser  hereby  acknowledges  that all  original  documents  previously  released on the above captioned mortgage loan have  been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

                                    COMPANY'S UNDERWRITING GUIDELINES

                                                EXHIBIT I

                                          MORTGAGE LOAN SCHEDULE

                                           AMENDMENT NUMBER ONE
                                                  to the

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                       Dated as of January 1, 2006

                                                 between

                                        EMC MORTGAGE CORPORATION,
                                               as Purchaser

                                                   and

                                               US BANK, NA,
                                                as Company

         This AMENDMENT  NUMBER ONE (this  "Amendment")  is made and entered into this 1st day of January,
2006, by and between EMC Mortgage  Corporation,  a Delaware  corporation,  as purchaser (the  "Purchaser")
and US Bank,  NA, as company (the  "Company") in connection  with the Purchase,  Warranties  and Servicing
Agreement,  dated as of March 1,  2003,  between  the above  mentioned  parties  (the  "Agreement").  This
Amendment is made pursuant to Section 11.02 of the Agreement.

                                                 RECITALS
         WHEREAS,          the parties hereto have entered into the Agreement;

         WHEREAS,  the  Agreement  provides  that the parties  thereto may enter into an  amendment to the
Agreement;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

         NOW, THEREFORE,  in consideration of the premises and for other good and valuable  consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         Article I of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to Section 1.01:

         Commission or SEC:  The Securities and Exchange Commission.

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Securitization Transaction.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Master Servicer: With respect to any Securitization  Transaction,  the "master servicer," if any, identified in the related transaction documents.

         Nonrecoverable  Advance:  Any portion of a Monthly Advance or Servicing  Advance  previously made or proposed to be made by the Company  pursuant to this  Agreement,  that,  in the good faith  judgment of the Company,  will not or, in the case of a proposed advance,  would not, be ultimately  recoverable by it from  the  related  Mortgagor  or the  related  Liquidation  Proceeds,  Insurance  Proceeds,  Condemnation
Proceeds or otherwise with respect to the related Mortgage Loan.

         Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Prepayment  Charge:  Any  prepayment  premium,  penalty  or  charge  payable  by a  Mortgagor  in connection  with any  Principal  Prepayment  on a  Mortgage  Loan  pursuant  to the  terms of the  related
Mortgage Note.

         Principal  Prepayment:  Any payment or other  recovery of  principal  on a Mortgage  Loan full or partial  which is received in advance of its  scheduled  Due Date,  including  any  Prepayment  Charge and which is not  accompanied  by an amount of interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

         Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage Loans,  provided that the following  conditions  are  satisfied:  (i) such Mortgage  Loans were  originated  pursuant to an agreement  between  the  Company and such Person  that  contemplated  that such  Person  would  underwrite mortgage  loans from time to time, for sale to the Company,  in accordance  with  underwriting  guidelines designated by the Company  ("Designated  Guidelines")  or guidelines that do not vary materially from such
Designated  Guidelines;  (ii) such  Mortgage  Loans were in fact  underwritten  as described in clause (i)
above  and were  acquired  by the  Company  within  180  days  after  origination;  (iii)  either  (x) the
Designated  Guidelines  were,  at the time such  Mortgage  Loans were  originated,  used by the Company in origination  of mortgage  loans of the same type as the Mortgage  Loans for the  Company's  own account or
(y) the Designated  Guidelines were, at the time such Mortgage Loans were underwritten,  designated by the
Company on a  consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the
Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company, pre-purchase  or  post-purchase  quality  assurance  procedures  (which may involve,  among other  things, review of a sample of mortgage  loans  purchased  during a  particular  time period or through  particular channels)  designed to ensure that Persons from which it purchased  mortgage  loans  properly  applied the underwriting criteria designated by the Company.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification and  interpretation as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act
Release No. 33-8518,  70 Fed. Reg. 1,506,  1,531 (Jan. 7, 2005)) or by the staff of the Commission,  or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Securitization  Transaction:  Any  transaction  involving  either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated securities,  the payments on which are determined primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set forth in
Item 1122(d) of Regulation AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit L for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of Exhibit L and the text of Item 1122(d) of Regulation  AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing  Criteria  otherwise  mutually agreed to by the Purchaser,  the Company and any Person that will be responsible  for signing any Sarbanes
Certification  with respect to a  Securitization  Transaction in response to evolving  interpretations  of
Regulation AB and incorporated into a revised Exhibit L).

         Static  Pool  Information:  Static pool  information  as  described  in Item  1105(a)(1)-(3)  and
1105(c) of Regulation AB.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Third-Party  Originator:  Each  Person,  other than a Qualified  Correspondent,  that  originated
Mortgage Loans acquired by the Company.

         Article I of the Agreement is hereby amended effective as of the date hereof by deleting the definition of Subservicer in Section 1.01 and replacing it with the following:

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation AB.

         Article III of the Agreement is hereby amended effective as of the date hereof by revising
Section 3.01(n) as follows (new text underlined):

         (n)      Company has  delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent  results of operations  and financial  position for the period  identified  and has been  prepared in accordance  with
GAAP  consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto.
There has been no  change in the  servicing  policies  and  procedures,  business,  operations,  financial condition,  properties  or assets of the Company  since the date of the  Company's  financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(o):

         (o)      As of the  date  of  each  Pass-Through  Transfer,  and  except  as has  been  otherwise disclosed to the Purchaser,  any Master  Servicer and any Depositor:  (1) no default or servicing  related performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the
Company;  (2) no material  noncompliance with applicable servicing criteria as to any other securitization has been  disclosed or reported by the Company;  (3) the Company has not been  terminated as servicer in a residential  mortgage  loan  securitization,  either due to a  servicing  default or to  application  of a servicing  performance test or trigger;  (4) no material changes to the Company's  servicing  policies and procedures  for similar loans has occurred in the preceding  three years;  (5) there are no aspects of the
Company's  financial  condition  that could  have a  material  adverse  impact on the  performance  by the
Company  of its  obligations  hereunder;  (6)  there  are no  legal  proceedings  pending,  or known to be contemplated by governmental  authorities,  against the Company that could be material to investors in the securities  issued in such  Pass-Through  Transfer;  and (7) there are no  affiliations,  relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

         Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(p):

         (p)      If so  requested  by the  Purchaser or any  Depositor  on any date,  the Company  shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations and warranties set forth in Section  3.01(o) of this Section or, if any such  representation  and warranty is not accurate as of the date of such request,  provide reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

         Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(q):

         (q)      Notwithstanding  anything to the contrary in the Agreement,  the Company shall (or shall cause each  Subservicer and Third-Party  Originator to) (i) immediately  notify the Purchaser,  any Master
Servicer and any Depositor in writing of (A) any material  litigation or governmental  proceedings pending
against  the  Company,   any  Subservicer  or  any  Third-Party   Originator,   (B)  any  affiliations  or
relationships  that develop  following the closing date of a  Pass-Through  Transfer  between the Company, any  Subservicer  or any  Third-Party  Originator  and  any of the  parties  specified  in  clause  (7) of paragraph (o) of this Section (and any other parties  identified in writing by the requesting  party) with respect to such Pass-Through  Transfer,  (C) any Event of Default under the terms of this Agreement or any
Reconstitution  Agreement,  (D) any merger,  consolidation or sale of  substantially  all of the assets of the Company,  and (E) the Company's  entry into an agreement  with a  Subservicer  to perform or assist in the performance of any of the Company's  obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the Purchaser and any Depositor a description  of such  proceedings,  affiliations  or relationships.

         All  notification  pursuant  to this  Section  3.01(q),  other  than  those  pursuant  to Section
3.01(q)(i)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 3.01(q)(i)(A) should be sent to:

         EMC Mortgage Corporation
         Two Mac Arthur Ridge
         909 Hidden Ridge Drive, Suite 200
         Irving, TX 75038
         Attention:  Associate General Counsel for Loan Administration
         Facsimile:  (972) 831-2555

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(r):

         (r)      As a  condition  to the  succession  to the  Company or any  Subservicer  as servicer or subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company shall provide to the Purchaser,  any Master  Servicer and any Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,
(x)  written  notice to the  Purchaser,  any Master  Servicer  and any  Depositor  of such  succession  or appointment and (y) in writing and in form and substance  reasonably  satisfactory  to the Purchaser,  any
Master Servicer and such  Depositor,  all information  reasonably  requested by the Purchaser,  any Master
Servicer or any  Depositor in order to comply with its  reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

         Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02(zz):

         (zz)     With respect to each Mortgage  Loan,  information  regarding  the borrower  credit files related to such  Mortgage Loan has been  furnished to credit  reporting  agencies in  compliance  with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

         Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following after the first sentence in 4.01:

         In addition,  the Company shall furnish  information  regarding the borrower credit files related to such Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations.

         Article IV of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the last paragraph of Section 4.02 and replacing it with the following:

         The Company shall not waive any Prepayment Charge unless:  (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors'  rights  generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated  in connection  with a foreclosure or other  involuntary  payment or (iv) such waiver is standard  and  customary  in  servicing  similar  Mortgage  Loans and relates to a default or a reasonably foreseeable  default and would,  in the  reasonable  judgment of the Company,  maximize  recovery of total proceeds  taking into account the value of such  Prepayment  Charge and the related  Mortgage  Loan.  If a
Prepayment  Charge is  waived,  but does not meet the  standards  described  above,  then the  Company  is required to pay the amount of such waived  Prepayment  Charge by remitting such amount to the Purchaser by the Remittance Date.

         Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

         In determining  the  delinquency  status of any Mortgage  Loan, the Company will use  delinquency recognition  policies as described to and approved by the  Purchaser,  and shall revise these  policies as requested by the Purchaser from time to time.

         Article V of the Agreement is hereby amended effective as of the date hereof by deleting
Section 5.02 in its entirety and replacing it with the following:

         Section 5.02      Statements to the Purchaser.

         The Company shall  furnish to Purchaser an  individual  loan  accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the fifth  Business
Day of the following  month on a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both  Purchaser  and  Company,  and no later than the fifth  Business  Day of the following month in hard copy, and shall contain the following:

         (i)      with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to principal (including a separate breakdown of any Principal  Prepayment,  including the date of such  prepayment,  and any prepayment  penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)     with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to interest;

         (iii)    with respect to each Mortgage  Loan,  the amount of servicing  compensation  received by the Company during the prior distribution period;

         (iv)     the Stated  Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal
Balance  of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the distribution period;

         (v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

         (vi)     with respect to each  Mortgage  Loan,  the aggregate  amount of any Insurance  Proceeds,
Condemnation  Proceeds,  Liquidation  Proceeds  and REO  Disposition  Proceeds  received  during the prior distribution period;

         (vii)    with respect to each Mortgage  Loan, the amount of any  Prepayment  Interest  Shortfalls paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

         (viii)   the beginning and ending balances of the Custodial Account and Escrow Account;

         (ix)     the  number of  Mortgage  Loans as of the first day of the  distribution  period and the last day of the distribution period;

         (x)      with respect to each Mortgage Loan, the Stated  Principal  Balance of each Mortgage Loan
(a) delinquent as grouped in the following  intervals  through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO Property has been acquired;

         (xi)     with  respect to each  Mortgage  Loan,  the amount and  severity  of any  realized  loss following liquidation of such Mortgage Loan;

         (xii)    with respect to each Mortgage  Loan,  and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Company during the prior distribution period;

         (xiii)   with respect to each  Mortgage  Loan, a description  of any  Servicing  Advances made by the Company with respect to such Mortgage Loan  including  the amount,  terms and general  purpose of such
Servicing  Advances,  and the  aggregate  amount of Servicing  Advances for all Mortgage  Loans during the prior distribution period;

         (xiv)    with respect to each Mortgage  Loan, a description of any  Nonrecoverable  Advances made by the Company with respect to such  Mortgage  Loan  including  the amount,  terms and general  purpose of such Nonrecoverable  Advances, and the aggregate amount of Nonrecoverable  Advances for all Mortgage Loans during the prior distribution period;

         (xv)     with respect to each Mortgage  Loan, a description  of any Monthly  Advances,  Servicing
Advances and Nonrecoverable  Advances  reimbursed to the Company with respect to such Mortgage Loan during the prior  distribution  period pursuant to Section 4.05, and the source of funds for such  reimbursement, and the  aggregate  amount  of any  Monthly  Advances,  Servicing  Advances  and  Nonrecoverable  Advances
reimbursed  to the  Company  for all  Mortgage  Loans  during the prior  distribution  period  pursuant to
Section 4.05;

         (xvi)    with  respect  to any  Mortgage  Loan,  a  description  of any  material  modifications, extensions  or waivers to the terms,  fees,  penalties or payments of such  Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

         (xvii)   a  description  of any  material  breach of a  representation  or warranty  set forth in
Section 3.01 or Section 3.02 herein or of any other  breach of a covenant or  condition  contained  herein and the status of any resolution of such breach;

         (xviii)  with respect to each  Mortgage  Loan,  the Stated  Principal  Balance of any  substitute
Mortgage  Loan  provided by the Company and the Stated  Principal  Balance of any  Mortgage  Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

         (xix)    with respect to each Mortgage  Loan, the Stated  Principal  Balance of any Mortgage Loan
that has been repurchased by the Company in accordance with Section 3.03 herein.

         In  addition,  the  Company  shall  provide  to the  Purchaser  such other  information  known or available  to the Company  that is necessary  in order to provide the  distribution  and pool  performance information  as required  under Item 1121 of Regulation AB, as amended from time to time, as determined by the  Purchaser in its sole  discretion.  The Company shall also provide a monthly  report,  in the form of
Exhibit E hereto,  or such other form as is mutually  acceptable  to the Company,  the  Purchaser  and any
Master  Servicer,  Exhibit F with  respect to  defaulted  mortgage  loans and  Exhibit O, with  respect to realized losses and gains, with each such report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the  Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Article VI of the Agreement is hereby amended effective as of the date hereof by deleting
Section 6.04 in its entirety and replacing it with the following:

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The  Company  will  deliver to the  Purchaser  and any Master  Servicer,  not later than
March 1st of each calendar year  beginning in 2007, an Officers'  Certificate  acceptable to the Purchaser
(an "Annual  Statement of Compliance")  stating,  as to each signatory  thereof,  that (i) a review of the activities of the Company during the preceding  calendar year and of  performance  under this Agreement or other applicable  servicing agreement has been made under such officers'  supervision and (ii) to the best of such  officers'  knowledge,  based on such review,  the Company has  fulfilled  all of its  obligations under this Agreement or other  applicable  servicing  agreement in all material  respects  throughout such year, or, if there has been a failure to fulfill any such obligation in any material  respect,  specifying each such  failure  known to such  officer  and the  nature and status of cure  provisions  thereof.  Such
Annual  Statement of Compliance  shall contain no  restrictions  or limitations on its use. Copies of such statement  shall be provided by the Company to the  Purchaser  upon  request and by the  Purchaser  to any
Person  identified as a  prospective  purchaser of the Mortgage  Loans.  In the event that the Company has delegated  any  servicing  responsibilities  with  respect to the  Mortgage  Loans to a  Subservicer,  the
Company  shall  deliver an  officer's  certificate  (an  "Annual  Certification")  of the  Subservicer  as
described above as to each Subservicer as and when required with respect to the Company.

         (b)      With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  by
March 1st of each  calendar  year  beginning in 2007,  an officer of the Company shall execute and deliver an Annual  Certification to the Purchaser,  any Master Servicer and any related  Depositor for the benefit of each such  entity and such  entity's  affiliates  and the  officers,  directors  and agents of any such entity  and such  entity's  affiliates,  in the form  attached  hereto as Exhibit K. In the event that the
Company  has  delegated  any  servicing   responsibilities  with  respect  to  the  Mortgage  Loans  to  a
Subservicer,  the Company shall deliver an Annual  Certification  of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

         (c)      If the Company  cannot  deliver the related  Annual  Statement of  Compliance  or Annual
Certification by March 1st of such year, the Purchaser,  at its sole option,  may permit a cure period for the Company to deliver  such Annual  Statement  of  Compliance  or Annual  Certification,  but in no event later than March 10th of such year.

         Failure  of the  Company  to timely  comply  with this  Section  6.04 shall be deemed an Event of
Default,  automatically,  without notice and without any cure period,  unless  otherwise  agreed to by the
Purchaser  as set forth in  Section  6.04(c)  and  Purchaser  may,  in  addition  to  whatever  rights the
Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and  specific  performance,  terminate  all the rights and  obligations  of the Company  under this
Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating the Company for the same,  as provided in Section  9.01.  Such  termination  shall be  considered  with cause  pursuant to
Section 10.01 of this  Agreement.  This paragraph  shall  supercede any other  provision in this Agreement or any other agreement to the contrary.

         Article VI of the Agreement is hereby amended effective as of the date hereof by deleting
Section 6.05 in its entirety and replacing it with the following:

         Section 6.05      [Reserved].

         Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.08:

         Section 6.08      Assessment of Compliance with Servicing Criteria.

         On and after  January 1, 2006,  the Company shall  service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable  requirements of the Servicing Criteria.

         With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall  deliver to the  Purchaser  or its  designee,  any Master  Servicer  and any  Depositor on or before
March 1st of each calendar year  beginning in 2007, a report (an  "Assessment of  Compliance")  reasonably satisfactory to the Purchaser,  any Master Servicer and any Depositor  regarding the Company's  assessment of compliance with the Servicing  Criteria during the preceding  calendar year as required by Rules 13a-18 and 15d-18 of the Exchange  Act and Item 1122 of  Regulation  AB, or as  otherwise  required by the Master
Servicer,  which as of the date  hereof,  require a report by an  authorized  officer of the Company  that contains the following:

         (a)      A statement by such officer of its  responsibility  for  assessing  compliance  with the
Servicing Criteria applicable to the Company;

         (b)      A statement by such officer  that such  officer  used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Company;

         (c)      An  assessment  by  such  officer  of  the  Company's  compliance  with  the  applicable
Servicing Criteria for the period consisting of the preceding calendar year,  including  disclosure of any material  instance of  noncompliance  with respect thereto during such period,  which  assessment shall be based on the  activities  it performs  with respect to  asset-backed  securities  transactions  taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public  accounting firm has issued an attestation  report on the Company's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the  Servicing  Criteria,  if any, are not  applicable to the
Company,  which  statement  shall be based on the  activities  it performs  with  respect to  asset-backed securities  transactions  taken as a whole  involving the Company,  that are backed by the same asset type as the Mortgage Loans.

         Such  report  at  a  minimum  shall  address  each  of  the  Servicing  Criteria  specified  on a certification  substantially in the form of Exhibit N hereto delivered to the Purchaser  concurrently with the execution of this Agreement.

         With  respect to any  Mortgage  Loans  that are the  subject of a  Pass-Through  Transfer,  on or before March 1st of each  calendar year  beginning in 2007,  the Company shall furnish to the Purchaser or its designee,  any Master  Servicer and any Depositor a report (an  "Attestation  Report") by a registered public  accounting  firm that  attests  to, and  reports  on, the  Assessment  of  Compliance  made by the
Company,  as required by Rules 13a-18 and 15d-18 of the Exchange  Act and Item 1122(b) of  Regulation  AB,
or as otherwise  required by the Master  Servicer,  which  Attestation  Report must be made in  accordance with  standards for  attestation  reports  issued or adopted by the Public  Company  Accounting  Oversight
Board.

         The Company  shall  cause each  Subservicer,  and each  Subcontractor  determined  by the Company pursuant to Section  11.19 to be  "participating  in the  servicing  function"  within the meaning of Item
1122 of Regulation  AB, to deliver to the Purchaser,  any Master  Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in Sections 6.08.

         If the Company  cannot  deliver the related  Assessment of Compliance  or  Attestation  Report by
March 1st of such year,  the  Purchaser,  at its sole option,  may permit a cure period for the Company to deliver such  Assessment  of Compliance or  Attestation  Report,  but in no event later than March 10th of such year.

         Failure  of the  Company  to timely  comply  with this  Section  6.08 shall be deemed an Event of
Default,  automatically,  without notice and without any cure period,  unless  otherwise  agreed to by the
Purchaser as described  herein,  and Purchaser may, in addition to whatever  rights the Purchaser may have under  Sections  3.03 and  8.01 and at law or  equity  or to  damages,  including  injunctive  relief  and specific  performance,  terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating  the Company for the same, as provided in Section 9.01.  Such  termination  shall be considered  with cause pursuant to Section 10.01 of this  Agreement.  This  paragraph  shall  supercede  any other  provision  in this  Agreement or any other agreement to the contrary.

         Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.09:

         Section 6.09      Intent of the Parties; Reasonableness.

         The Purchaser and the Company  acknowledge  and agree that a purpose of Sections  3.01(o),  5.02,
6.04,  6.08 and 11.18 of this  Agreement is to  facilitate  compliance  by the Purchaser and any Depositor with the  provisions of Regulation AB and related rules and  regulations  of the  Commission.  None of the
Purchaser,  any  master  Servicer  or any  Depositor  shall  exercise  its right to  request  delivery  of information or other  performance  under these  provisions other than in good faith, or for purposes other than  compliance  with  the  Securities  Act,  the  Exchange  Act and the  rules  and  regulations  of the
Commission  thereunder.  The Company  acknowledges that  interpretations of the requirements of Regulation
AB may change over time,  whether due to  interpretive  guidance  provided by the Commission or its staff, consensus among  participants in the asset-backed  securities  markets,  advice of counsel,  or otherwise, and agrees to comply with  requests  made by the  Purchaser or any Depositor in good faith for delivery of information  under  these  provisions  on the  basis of  evolving  interpretations  of  Regulation  AB. In connection  with any  Pass-Through  Transfer,  the Company  shall  cooperate  fully with the  Purchaser to deliver to the Purchaser  (including  any of its assignees or designees)  and any  Depositor,  any and all statements,  reports,  certifications,  records  and any other  information  necessary  in the good  faith determination  of the Purchaser or any Depositor to permit the Purchaser or such  Depositor to comply with
the  provisions  of  Regulation  AB,  together  with  such  disclosures   relating  to  the  Company,  any
Subservicer,  any  Third-Party  Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         Article IX of the Agreements is hereby amended effective as of the date hereof by deleting
Section 9.01(x).

         Article IX of the Agreement is hereby amended effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following:

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default under clauses (iii),  (iv) or (v) above, or as otherwise stated herein,  in which case,  automatically and without  notice) may, in addition to whatever  rights the Purchaser may have under Sections 3.03, 6.07 and
8.01 and at law or equity or to damages,  including injunctive relief and specific performance,  terminate all the rights and  obligations  of the Company (and if the Company is servicing any of the Mortgage Loans in a  Securitization  Transaction,  appoint a  successor  servicer  reasonably  acceptable  to any  Master
Servicer for such  Securitization  Transaction)  under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same.

         Article IX of the Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

         The Company shall promptly  reimburse the Purchaser (or any designee of the Purchaser,  such as a master servicer) and any Depositor,  as applicable,  for all reasonable expenses incurred by the Purchaser
(or such designee) or such  Depositor,  as such are incurred,  in connection  with the  termination of the
Company as servicer  and the transfer of servicing  of the  Mortgage  Loans to a successor  servicer.  The provisions  of this  paragraph  shall not limit  whatever  rights the  Purchaser or any Depositor may have under other  provisions of this  Agreement  and/or any applicable  Reconstitution  Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

         Article XI of the Agreement is hereby amended effective as of the date hereof by restating
Section 11.18 in its entirety as follows:

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option,  the Purchaser may effect a sale (each,  a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third  party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  Pass-Through
Transfers.

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser's  request,  a seller's  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the  parties,  (collectively  the  agreements  referred  to herein  are  designated,  the  "Reconstitution
Agreements").  It is  understood  that any such  Reconstitution  Agreements  will not  contain any greater obligations  on the part of Company than are  contained  in this  Agreement.  Notwithstanding  anything to the  contrary in this Section  11.18,  the Company  agrees that it is required to perform the  obligations described in Exhibit J hereto.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set forth in this  Agreement  as of the  settlement  or closing date in  connection  with such
Reconstitution (each, a "Reconstitution Date").

         In addition,  the Company shall  provide to such servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

         (i)      any and all  information  and  appropriate  verification  of  information  which  may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

         (ii)     such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

         (iii)    within 5 Business Days after request by the Purchaser,  the information  with respect to the Company (as originator) and each  Third-Party  Originator of the Mortgage Loans as required under Item
1110(a)  and (b) of  Regulation  AB, a summary  of the  requirements  of which  has of the date  hereof is attached  hereto as Exhibit M for  convenience  of reference  only, as determined by Purchaser in its sole
discretion.   If  requested  by  the  Purchaser,  this  will  include  information  about  the  applicable credit-granting or underwriting criteria;

         (iv)     within 5 Business  Days after request by the  Purchaser,  the Company shall provide (or, as applicable,  cause each Third-Party  Originator to provide) Static Pool Information with respect to the mortgage  loans (of a similar type as the Mortgage  Loans,  as  reasonably  identified by the Purchaser as provided  below)  originated  by (i) the  Company,  if the  Company is an  originator  of  Mortgage  Loans
(including  as  an  acquirer  of  Mortgage  Loans  from  a  Qualified  Correspondent),  and/or  (ii)  each
Third-Party  Originator.  Such Static Pool  Information  shall be prepared by the Company (or  Third-Party
Originator)  on the  basis of its  reasonable,  good  faith  interpretation  of the  requirements  of Item
1105(a)(1)-(3)  and (c) of Regulation AB. To the extent that there is reasonably  available to the Company
(or  Third-Party  Originator)  Static Pool  Information  with respect to more than one mortgage loan type, the  Purchaser  or any  Depositor  shall be entitled to specify  whether  some or all of such  information shall be provided  pursuant to this paragraph.  The content of such Static Pool  Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.
Such Static Pool Information for each vintage  origination year or prior  securitized pool, as applicable, shall be presented in increments no less  frequently  than  quarterly  over the life of the mortgage loans included in the vintage  origination year or prior  securitized  pool. The most recent periodic  increment must be as of a date no later  than  135  days  prior  to the  date of the  prospectus  or other  offering document in which the Static Pool  Information is to be included or incorporated by reference.  The Static
Pool  Information  shall be  provided in an  electronic  format  that  provides a permanent  record of the information  provided,  such as a portable  document  format (pdf) file, or other such  electronic  format reasonably required by the Purchaser or the Depositor, as applicable;

         (v)      within 5 Business Days after request by the Purchaser,  information  with respect to the
Company  (as  servicer)  as  required  by  Item  1108(b)  and  (c) of  Regulation  AB,  a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit M for convenience of reference only,  as  determined  by Purchaser in its sole  discretion.  In the event that the Company has  delegated any servicing  responsibilities  with respect to the Mortgage  Loans to a  Subservicer,  the Company shall provide the information required pursuant to this clause with respect to the Subservicer;

         (vi)     within 5 Business Days after request by the Purchaser,
                  (a) information  regarding any legal  proceedings  pending (or known to be contemplated)
         against the Company (as  originator  and as servicer)  and each other  originator of the Mortgage
         Loans  and  each  Subservicer  as  required  by Item  1117 of  Regulation  AB, a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit M for  convenience of reference only, as determined by Purchaser in its sole discretion,
                  (b) information  regarding  affiliations  with respect to the Company (as originator and as servicer) and each other  originator of the Mortgage  Loans and each  Subservicer  as required by Item 1119(a) of Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit M for  convenience  of reference  only, as determined by Purchaser in its sole discretion, and
                  (c) information  regarding  relationships  and transactions  with respect to the Company
         (as  originator  and as  servicer)  and each  other  originator  of the  Mortgage  Loans and each
         Subservicer as required by Item 1119(b) and (c) of Regulation  AB, a summary of the  requirements of which as of the date  hereof is  attached  hereto as Exhibit M for  convenience  of  reference only, as determined by Purchaser in its sole discretion;

         (vii)    if so requested by the Purchaser,  the Company shall provide (or, as  applicable,  cause each  Third-Party  Originator to provide),  at the expense of the  requesting  party (to the extent of any additional  incremental expense associated with delivery pursuant to this Agreement),  such statements and agreed-upon  procedures letters of certified public accountants  reasonably acceptable to the Purchaser or
Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for securitizations  closed  on or after  January  1, 2006 or, in the case of  Static  Pool  Information  with respect to the  Company's or  Third-Party  Originator's  originations  or  purchases,  to calendar  months commencing  January 1, 2006, or to any financial  information  included in any other  disclosure  provided under this Section 11.18, as the Purchaser or such Depositor  shall  reasonably  request.  Such statements and  letters  shall be  addressed  to and be for the  benefit  of such  parties as the  Purchaser  or such
Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor and any broker dealer acting as underwriter,  placement agent or initial  purchaser with respect to a Pass-Through
Transfer.  Any such  statement or letter may take the form of a standard,  generally  applicable  document accompanied by a reliance  letter  authorizing  reliance by the addressees  designated by the Purchaser or such Depositor;

         (viii) For the  purpose of  satisfying  the  reporting  obligation  under the  Exchange  Act with respect to any class of asset-backed  securities,  the Company shall (or shall cause each  Subservicer and
Third-Party  Originator  to) (i) provide  prompt  notice to the  Purchaser,  any Master  Servicer  and any
Depositor in writing of (A) any material  litigation or  governmental  proceedings  involving the Company, any  Subservicer  or any  Third-Party  Originator,  (B) any  affiliations  or  relationships  that develop following the closing date of a  Securitization  Transaction  between the Company,  any Subservicer or any
Third-Party  Originator  and any of the parties  specified in clause (D) of paragraph  (a) of this Section
(and  any  other  parties   identified  in  writing  by  the  requesting   party)  with  respect  to  such
Securitization  Transaction,  (C)  any  Event  of  Default  under  the  terms  of  this  Agreement  or any
Reconstitution  Agreement,  (D) any merger,  consolidation or sale of  substantially  all of the assets of the Company,  and (E) the Company's  entry into an agreement  with a  Subservicer  to perform or assist in the performance of any of the Company's  obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the Purchaser and any Depositor a description  of such  proceedings,  affiliations  or relationships;

         (ix)  As a  condition  to the  succession  to the  Company  or any  Subservicer  as  servicer  or subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser,  any Master Servicer,  and any Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,
(x) written  notice to the  Purchaser  and any  Depositor of such  succession  or  appointment  and (y) in writing and in form and  substance  reasonably  satisfactory  to the  Purchaser  and such  Depositor,  all information  reasonably  requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (x) In  addition to such  information  as the  Company,  as  servicer,  is  obligated  to provide pursuant to other  provisions  of this  Agreement,  not later than ten days prior to the  deadline for the filing  of any  distribution  report  on Form  10-D in  respect  of any  Securitization  Transaction  that includes  any of the  Mortgage  Loans  serviced  by the  Company or any  Subservicer,  the Company or such
Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party  responsible for filing such report  (including,  if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all information,  data, and materials  related thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the provisions of Regulation AB referenced below):

                           (A)      any  material  modifications,  extensions  or  waivers  of pool  asset terms,  fees,  penalties  or payments  during the  distribution  period or that have  cumulatively  become material over time (Item 1121(a)(11) of Regulation AB);

                           (B)      material  breaches  of pool asset  representations  or  warranties  or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      information regarding new asset-backed  securities issuances backed by the same pool assets, any pool asset changes (such as, additions,  substitutions or repurchases),  and any material  changes in  origination,  underwriting  or other  criteria for  acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

         (xi) The  Company  shall  provide  to the  Purchaser,  any  Master  Servicer  and any  Depositor,
evidence of the  authorization  of the person  signing any  certification  or  statement,  copies or other evidence of Fidelity Bond Insurance and Errors and Omission  Insurance policy,  financial  information and reports,  and such other  information  related to the  Company or any  Subservicer  or the Company or such
Subservicer's performance hereunder.

         In the event of a conflict  or  inconsistency  between the terms of Exhibit M and the text of the applicable  Item of Regulation  AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

         The Company shall  indemnify the  Purchaser,  each  affiliate of the  Purchaser,  and each of the following parties participating in a Pass-Through  Transfer:  each sponsor and issuing entity; each Person
(including,  but not limited to, any Master  Servicer,  if applicable)  responsible  for the  preparation, execution  or  filing  of any  report  required  to be filed  with the  Commission  with  respect  to such
Pass-Through  Transfer,  or for execution of a certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d)
under  the  Exchange  Act with  respect  to such  Pass-Through  Transfer;  each  broker  dealer  acting as underwriter,  placement  agent or initial  purchaser,  each Person who controls any of such parties or the
Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);
and the respective  present and former directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the Depositor  (each, an "Indemnified  Party"),  and shall hold each of them harmless from and against any claims, losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain  arising out of or based upon:

         (i)(A) any untrue  statement  of a material  fact  contained  or alleged to be  contained  in any information,  report,  certification,  data,  accountants'  letter or other  material  provided under this
Section  11.18 by or on behalf of the Company,  or provided  under this  Section  11.18 by or on behalf of any Subservicer,  Subcontractor or Third-Party Originator  (collectively,  the "Company Information"),  or
(B) the omission or alleged  omission to state in the Company  Information  a material fact required to be stated in the Company  Information or necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading;  provided,  by way of  clarification,  that clause (B) of this paragraph  shall be construed  solely by reference to the Company  Information  and not to any other  information  communicated  in  connection  with a sale or  purchase of  securities,  without regard  to  whether  the  Company  Information  or any  portion  thereof  is  presented  together  with or separately from such other information;

         (ii)  any  breach  by  the  Company  of its  obligations  under  this  Section  11.18,  including particularly  any  failure  by  the  Company,  any  Subservicer,  any  Subcontractor  or  any  Third-Party
Originator to deliver any information,  report, certification,  accountants' letter or other material when and as required  under this Section  11.18,  including any failure by the Company to identify  pursuant to
Section  11.19 any  Subcontractor  "participating  in the servicing  function"  within the meaning of Item
1122 of Regulation AB;

         (iii) any breach by the Company of a  representation  or warranty set forth in Section 3.01 or in a writing  furnished  pursuant to Section  3.01(p) and made as of a date prior to the closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01(p)
to the extent made as of a date subsequent to such closing date; or

         (iv)     the  negligence  bad faith or willful  misconduct of the Company in connection  with its performance under this Section 11.18.

                  If the  indemnification  provided  for herein is  unavailable  or  insufficient  to hold harmless an  Indemnified  Party,  then the Company  agrees that it shall  contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses,  damages or liabilities  incurred by such  Indemnified  Party in such  proportion  as is  appropriate  to reflect  the  relative  fault of such
Indemnified Party on the one hand and the Company on the other.

                  In the case of any failure of performance  described  above,  the Company shall promptly reimburse the Purchaser,  any Depositor,  as applicable,  and each Person responsible for the preparation, execution  or  filing  of any  report  required  to be filed  with the  Commission  with  respect  to such
Securitization  Transaction,  or for  execution  of a  certification  pursuant to Rule  13a-14(d)  or Rule
15d-14(d)  under  the  Exchange  Act  with  respect  to such  Securitization  Transaction,  for all  costs reasonably  incurred  by each  such  party in order to  obtain  the  information,  report,  certification, accountants'  letter or other  material not  delivered as required by the Company,  any  Subservicer,  any
Subcontractor or any Third-Party Originator.

                  This   indemnification   shall  survive  the   termination  of  this  Agreement  or  the
termination of any party to this Agreement.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.19:

         Section 11.19. Use of Subservicers and Subcontractors.

         (a)      The Company  shall not hire or  otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Company as servicer  under this  Agreement  or any  Reconstitution
Agreement  unless the Company  complies with the provisions of paragraph (b) of this Section.  The Company shall  not hire or  otherwise  utilize  the  services  of any  Subcontractor,  and shall  not  permit  any
Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to fulfill  any of the obligations  of the Company as servicer under this Agreement or any  Reconstitution  Agreement  unless the
Company complies with the provisions of paragraph (d) of this Section.

         (b)      The Company  shall  cause any  Subservicer  used by the Company (or by any  Subservicer)
for the benefit of the  Purchaser  and any  Depositor  to comply with the  provisions  of this Section and with  Sections  3.01(o),  3.01(r),  6.04,  6.08 and 11.18 of this  Agreement to the same extent as if such
Subservicer  were the Company,  and to provide the information  required with respect to such  Subservicer under  Section  3.01(q) of this  Agreement.  The Company  shall be  responsible  for  obtaining  from each
Subservicer and delivering to the Purchaser,  any Master  Servicer and any Depositor any Annual  Statement
of Compliance  required to be delivered by such  Subservicer  under  Section  6.04(a),  any  Assessment of
Compliance and  Attestation  Report  required to be delivered by such  Subservicer  under Section 6.07 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

         (c)      The Company shall promptly upon request  provide to the Purchaser,  any Master  Servicer and any Depositor (or any designee of the Depositor,  such as an administrator) a written  description (in form and substance  satisfactory  to the Purchaser,  any Master  Servicer and such  Depositor) of the role and  function  of each  Subcontractor  utilized  by the  Company or any  Subservicer,  specifying  (i) the identity of each such  Subcontractor,  (ii) which (if any) of such  Subcontractors  are  "participating in the  servicing  function"  within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in  assessments  of  compliance  provided by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any  Subcontractor  determined to be "participating in the servicing  function"  within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any  Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the  provisions of Sections  6.08 and 11.18 of this  Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for  obtaining  from each
Subcontractor  and  delivering  to the Purchaser  and any  Depositor  any  Assessment  of  Compliance  and
Attestation  Report and the other  certificates  required to be  delivered  by such  Subservicer  and such
Subcontractor under Section 6.08, in each case as and when required to be delivered.

         Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.20:

                  Section 11.20.  Third Party Beneficiary.

         For  purposes  of this  Agreement,  each  Master  Servicer  shall  be  considered  a third  party beneficiary  to this  Agreement,  entitled  to all the rights and  benefits  hereof as if it were a direct party to this Agreement.

         The Agreement is hereby amended effective as of the date hereof by deleting Exhibit E in its entirety and replacing it with the following:

                                                     EXHIBIT E

                                         REPORTING DATA FOR MONTHLY REPORT

                                             Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

         The Agreement is hereby amended effective as of the date hereof by adding the following new
Exhibit F:

                                                EXHIBIT F

                                    REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

o        ASUM-   Approved Assumption
o        BAP-    Borrower Assistance Program
o        CO-     Charge Off
o        DIL-    Deed-in-Lieu
o        FFA-    Formal Forbearance Agreement
o        MOD-    Loan Modification
o        PRE-    Pre-Sale
o        SS-     Short Sale
o        MISC-   Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

o        Mortgagor
o        Tenant
o        Unknown
o        Vacant

The Property Condition field should show the last reported condition of the property as follows:

o        Damaged
o        Excellent
o        Fair
o        Gone
o        Good
o        Poor
o        Special Hazard
o        Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                                62             Veteran's Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                                63             Veteran's Affairs-Refund
                      ------------------------ -------------------------------------------------------
                                64             Veteran's Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

         The Agreement is hereby amended effective as of the date hereof by adding the following new
Exhibit J:

                                                 EXHIBIT J

                                        COMPANY'S OBLIGATIONS IN CONNECTION
                                          WITH A RECONSTITUTION

o        The Company shall (i) possess the ability to service to a securitization documents; (ii)
         service on a "Scheduled/Scheduled" reporting basis (advancing through the liquidation of an REO
         Property), (iii) make compensating interest payments on payoffs and curtailments and (iv) remit and report to a master servicer in format acceptable to such master servicer by the 10th calendar day of each month.

o        The Company shall provide an acceptable annual certification (officer's certificate) to the master servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants' servicing report due by March 1st of each year).

o        The Company shall allow for the Purchaser, the master servicer or their designee to perform a review of audited financials and net worth of the Company.

o        The Company shall provide a Uniform Single Attestation Program certificate and Management
         Assertion as requested by the master servicer or the Purchaser.

o        The Company shall provide information on each Custodial Account as requested by the master servicer or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

o        The Company shall maintain its servicing system in accordance with the requirements of the master servicer.

         The Agreement is hereby amended effective as of the date hereof by adding the following new
Exhibit K:

                                                     EXHIBIT K

                                           FORM OF COMPANY CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

         I,   ____________________________,   the   _______________________  of  [NAME  OF  COMPANY]  (the
"Company"),   certify  to  [the  Purchaser],  [the  Depositor],  and  the  [Master  Servicer]  [Securities
Administrator]  [Trustee],  and their  officers,  with the  knowledge  and intent that they will rely upon this certification, that:

                  I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the  "Company
         Servicing Information");

                  Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the  period of time  covered  by the  Company  Servicing
         Information;

                  Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

                  I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

The  Compliance  Statement  required to be delivered by the Company  pursuant to this  Agreement,  and the
Servicing  Assessment  and  Attestation  Report  required  to be  provided  by  the  Company  and  by  any
Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the [Depositor]  [Master
Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the
[Depositor]  [Master  Servicer].  Any material instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

         The Agreement is hereby amended effective as of the date hereof by adding the following new
Exhibit L:

                                                EXHIBIT L

                                         SUMMARY OF REGULATION AB
                                            SERVICING CRITERIA

NOTE:  This  Exhibit L is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit L and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(i)      General servicing considerations.

(A)      Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.

(B)      If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

(C)      Any  requirements in the transaction  agreements to maintain a back-up  servicer for the mortgage loans are maintained.

(D)      A fidelity bond and errors and omissions  policy is in effect on the party  participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required by and otherwise in accordance with the terms of the transaction agreements.

(ii)     Cash collection and administration.

(A)      Payments on mortgage  loans are  deposited  into the  appropriate  custodial  bank  accounts  and related bank clearing accounts no more than two business days following  receipt,  or such other number of days specified in the transaction agreements.

(B)      Disbursements  made via wire  transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(C)      Advances of funds or  guarantees  regarding  collections,  cash flows or  distributions,  and any interest or other fees  charged for such  advances,  are made,  reviewed  and approved as specified in the transaction agreements.

(D)      The related accounts for the transaction,  such as cash reserve accounts or accounts  established as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to  commingling of cash) as set forth in the transaction agreements.

(E)      Each custodial account is maintained at a federally insured  depository  institution as set forth
in  the  transaction   agreements.   For  purposes  of  this  criterion,   "federally  insured  depository
institution"  with respect to a foreign financial  institution means a foreign financial  institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(F)      Unissued checks are safeguarded so as to prevent unauthorized access.

(G)      Reconciliations  are prepared on a monthly  basis for all  asset-backed  securities  related bank accounts,  including  custodial accounts and related bank clearing  accounts.  These  reconciliations  are
(A)  mathematically  accurate;  (B) prepared within 30 calendar days after the bank statement cutoff date, or such other  number of days  specified  in the  transaction  agreements;  (C)  reviewed  and approved by someone  other  than the  person  who  prepared  the  reconciliation;  and (D)  contain  explanations  for reconciling  items.  These  reconciling  items are  resolved  within 90  calendar  days of their  original identification, or such other number of days specified in the transaction agreements.

(iii)    Investor remittances and reporting.

(A)      Reports  to  investors,  including  those to be filed  with the  Commission,  are  maintained  in accordance with the transaction  agreements and applicable  Commission  requirements.  Specifically,  such reports (A) are  prepared  in  accordance  with  timeframes  and other terms set forth in the  transaction agreements;  (B) provide information  calculated in accordance with the terms specified in the transaction agreements;  (C) are filed with the  Commission  as required by its rules and  regulations;  and (D) agree with investors' or the trustee's  records as to the total unpaid principal  balance and number of mortgage loans serviced by the Servicer.

(B)      Amounts due to investors are allocated and remitted in accordance with  timeframes,  distribution priority and other terms set forth in the transaction agreements.

(C)      Disbursements  made to an  investor  are  posted  within  two  business  days  to the  Servicer's investor records, or such other number of days specified in the transaction agreements.

(D)      Amounts  remitted to investors per the investor  reports agree with  cancelled  checks,  or other form of payment, or custodial bank statements.

(iv)     Mortgage Loan administration.

(A)      Collateral  or  security  on  mortgage  loans  is  maintained  as  required  by  the  transaction agreements or related mortgage loan documents.

(B)      Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(C)      Any additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(D)      Payments on mortgage loans,  including any payoffs,  made in accordance with the related mortgage loan  documents are posted to the  Servicer's  obligor  records  maintained no more than two business days after receipt,  or such other number of days  specified in the  transaction  agreements,  and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(E)      The  Servicer's  records  regarding  the mortgage  loans agree with the  Servicer's  records with respect to an obligor's unpaid principal balance.

(F)      Changes  with  respect  to the  terms or  status  of an  obligor's  mortgage  loans  (e.g.,  loan modifications  or re-agings) are made,  reviewed and approved by authorized  personnel in accordance  with the transaction agreements and related mortgage loan documents.

(G)      Loss mitigation or recovery actions (e.g.,  forbearance  plans,  modifications  and deeds in lieu of foreclosure,  foreclosures and repossessions,  as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(H)      Records  documenting  collection  efforts  are  maintained  during the period a mortgage  loan is delinquent  in  accordance  with the  transaction  agreements.  Such records are  maintained on at least a monthly basis,  or such other period  specified in the transaction  agreements,  and describe the entity's activities in monitoring  delinquent  mortgage  loans  including,  for example,  phone calls,  letters and
payment   rescheduling   plans  in  cases  where  delinquency  is  deemed  temporary  (e.g.,   illness  or
unemployment).

(I)      Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable  rates are computed based on the related mortgage loan documents.

(J)      Regarding  any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's mortgage loan documents,  on at least an annual basis, or such other period  specified in the  transaction  agreements;  (B) interest on such funds is paid, or credited, to obligors in accordance with  applicable  mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related  mortgage  loans, or such other number of days specified in the transaction agreements.

(K)      Payments made on behalf of an obligor  (such as tax or insurance  payments) are made on or before the related  penalty or  expiration  dates,  as  indicated  on the  appropriate  bills or notices for such payments,  provided  that such support has been  received by the Servicer at least 30 calendar  days prior to these dates, or such other number of days specified in the transaction agreements.

(L)      Any late  payment  penalties  in  connection  with any payment to be made on behalf of an obligor are paid from the  Servicer's  funds and not charged to the  obligor,  unless the late  payment was due to the obligor's error or omission.

(M)      Disbursements  made on behalf of an obligor are posted  within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(N)      Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.

(O)      Any external  enhancement or other  support,  identified in Item  1114(a)(1)  through (3) or Item
1115 of Regulation AB, is maintained as set forth in the transaction agreements.

         The Agreement is hereby amended effective as of the date hereof by adding the following new
Exhibit M:

                                                EXHIBIT M

                             SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit N is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit M and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

         -Provide  static  pool  information  with  respect  to  mortgage  loans that were  originated  or purchased by the Company and which are of the same type as the Mortgage Loans.

         -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

         -If the  Company  has less than 3 years  experience  securitizing  assets of the same type as the
Mortgage  Loans,  provide  the static  pool  information  by vintage  origination  years  regarding  loans originated or purchased by the Company,  instead of by prior securitized pool. A vintage  origination year represents mortgage loans originated during the same year.

         -Such static pool  information  shall be for the prior five years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

         -The static pool  information for each vintage  origination  year or prior  securitized  pool, as applicable,  shall be presented in monthly  increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

         -Provide summary  information for the original  characteristics of the prior securitized pools or vintage  origination years, as applicable and material,  including:  number of pool assets,  original pool balance,  weighted  average initial loan balance,  weighted  average  mortgage rate,  weighted average and minimum and maximum  FICO,  product  type,  loan  purpose,  weighted  average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

         Provide the following  information  with respect to each  servicer  that will service,  including interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the
Pass-Through Transfer:

         -a description of the Company's form of organization;

         -a description of how long the Company has been servicing  residential  mortgage loans; a general discussion  of the  Company's  experience  in  servicing  assets  of any  type as well as a more  detailed discussion of the  Company's  experience  in, and  procedures  for the servicing  function it will perform under this Agreement and any Reconstitution  Agreements;  information regarding the size,  composition and growth of the  Company's  portfolio  of  mortgage  loans of the type  similar  to the  Mortgage  Loans and information  on factors  related to the Company that may be material to any  analysis of the  servicing of the Mortgage Loans or the related asset-backed  securities,  as applicable,  including whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the Company,  whether any material  noncompliance with applicable  servicing criteria as to any other  securitization has been disclosed or reported by the Company,  and the extent of outsourcing the Company uses;

         -a description of any material  changes to the Company's  policies or procedures in the servicing function it will perform under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding the Company's  financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing  resulting  from such financial  condition  could have a material impact on the performance of the securities  issued in the  Pass-Through  Transfer,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage
Loans, and the Company's processes and procedures designed to address such factors;

         -statistical  information  regarding  principal and interest  advances made by the Company on the
Mortgage Loans and the Company's overall servicing portfolio for the past three years; and

         -the Company's process for handling delinquencies,  losses,  bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

         -Identify any originator or group of affiliated  originators that  originated,  or is expected to originate,  10% or more of the  mortgage  loans in any  loan  group in the  securitization  issued  in the
Pass-Through Transfer.

Item 1110(b)

         Provide  the  following  information  with  respect  to any  originator  or group  of  affiliated originators  that originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -the Company's form of organization; and

         -a  description  of the Company's  origination  program and how long the Company has been engaged in originating  residential  mortgage loans,  which description must include a discussion of the Company's experience  in  originating  mortgage  loans  of the  same  type as the  Mortgage  Loans  and  information regarding the size and  composition of the Company's  origination  portfolio as well as  information  that may be  material  to an  analysis  of the  performance  of  the  Mortgage  Loans,  such  as the  Company's credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

         -describe  any legal  proceedings  pending  against the  Company or against any of its  property, including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

         -describe any  affiliations of the Company,  each other originator of the Mortgage Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer, any  significant  obligor,  enhancement or support  provider or any other material  parties related to the
Pass-Through Transfer.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding entered  into  outside of the  ordinary  course of business  or on terms  other than those  obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer,  between the
Company,  each  other  originator  of the  Mortgage  Loans  and  each  Subservicer,  or  their  respective affiliates,  and the sponsor,  depositor or issuing  entity or their  respective  affiliates,  that exists currently  or has  existed  during the past two years,  that may be material  to the  understanding  of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material terms and approximate dollar amount involved,  between the Company,  each other originator of the Mortgage Loans and each  Subservicer,  or their  respective  affiliates  and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

         The Agreement is hereby amended effective as of the date hereof by adding the following new
Exhibit N:

                                                EXHIBIT N

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment  of  compliance  to be delivered by [the  Company]  [Name of  Subservicer]  shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer's investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             x
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the              X
                        Servicer's records with respect to an obligor's unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's                     x
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        ---------------------------------------------------------------------

----------------------- --------------------------------------------------------------------- -----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:    _________________________
1.
2.       By:                                         _________________________
                                                     Name:
                                                     Title:

         The Agreement is hereby amended effective as of the date hereof by adding the following new
Exhibit O:

                                                     EXHIBIT O

                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                           The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
         4-12.    Complete as applicable.  Required documentation:
                           *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period
                              of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.
                            *  For escrow advances - complete payment history
                               (to calculate advances from last positive escrow balance forward)
                           *  Other expenses -  copies of corporate advance history showing all payments
                           *  REO repairs > $1500 require explanation
                           *  REO repairs >$3000 require evidence of at least 2 bids.
                           *  Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate
                           *  Unusual or extraordinary items may require further documentation.
         13.      The total of lines 1 through 12.
         Credits:

         14-21.   Complete as applicable.  Required documentation:
                          * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney
                             Letter of Proceeds Breakdown.
                          *  Copy of EOB for any MI or gov't guarantee
                          *  All other credits need to be clearly defined on the 332 form
         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The  total  derived  from  subtracting  line 22 from  13.  If the  amount  represents  a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

____________________________________________________________________________________________________________________________
Servicer Loan No.                     Servicer Name                             Servicer Address

____________________________________________________________________________________________________________________________

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If "Yes", provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                  $ ______________ (1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                                $ _______________(13)
         Credits:
         (14) Escrow Balance                                                    $ _______________(14)
         (15) HIP Refund                                                         ________________(15)
         (16) Rental Receipts                                                    ________________(16)
         (17) Hazard Loss Proceeds                                               ________________(17)
         (18) Primary Mortgage Insurance / Gov't Insurance                      ________________(18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                           ________________(19)
         (20) Proceeds from Sale of Acquired Property                           ________________(20)
         (21) Other (itemize)                                                   ________________(21)
              _________________________________________                         ________________(21)

              Total Credits                                                    $________________(22)
         Total Realized Loss (or Amount of Gain)                               $________________(23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

         Except as  amended  above,  the  Agreement  shall  continue  to be in full  force  and  effect in accordance with its terms.

         This  Amendment  may be executed  by one or more of the parties  hereto on any number of separate counterparts  and of said  counterparts  taken  together  shall be deemed to  constitute  one and the same instrument.

                                         [SIGNATURE PAGES FOLLOW]

         IN WITNESS  WHEREOF,  the following  parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                              EMC MORTGAGE CORPORATION,
                                                                       as Purchaser

                                                              By:________________________________
                                                              Name:
                                                              Title:

                                                              US Bank, NA,
                                                                       as Company

                                                              By:________________________________
                                                              Name:
                                                              Title:

                                                                                                                       EXHIBIT H-12

                                         EMC MORTGAGE CORPORATION

                                                Purchaser

                                                   and

                                          WELLS FARGO BANK, N.A.

                                                 Company

                               ________________________________________________

                                       AMENDED AND RESTATED MASTER
                               SELLER'S WARRANTIES AND SERVICING AGREEMENT

                                       Dated as of November 1, 2005

                               ________________________________________________

                              Fixed Rate and Adjustable Rate Mortgage Loans

ARTICLE I
DEFINITIONS...................................................................1

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS................14

ARTICLE III
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH...........................17

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............................36

ARTICLE V
PAYMENTS TO PURCHASER........................................................52

ARTICLE VI
GENERAL SERVICING PROCEDURES.................................................54

ARTICLE VII
COMPANY TO COOPERATE.........................................................58

ARTICLE VIII
THE COMPANY..................................................................59

ARTICLE IX
SECURITIZATION TRANSACTIONS; WHOLE LOAN TRANSFERS AND AGENCY TRANSFERS.......61

ARTICLE X
DEFAULT......................................................................71

ARTICLE XI
TERMINATION..................................................................73

ARTICLE XII
MISCELLANEOUS PROVISIONS.....................................................73

                          EXHIBITS

Exhibit A                          Form of Assignment and Conveyance
                                   Agreement
Exhibit B                          Custodial Agreement
Exhibit C                          Contents of Each Retained Mortgage File,
                                   Servicing File and Custodial Mortgage File
Exhibit D                          Servicing Criteria
Exhibit E                          Form of Sarbanes Certification
Exhibit F                          Form of Sarbanes-Oxley Back-Up
                                   Certification
Exhibit G                          Form of Assignment, Assumption and
                                   Recognition Agreement
Exhibit H                          Electronic Data File

         This  is an  Amended  and  Restated  Master  Seller's  Warranties  and  Servicing  Agreement  for
residential  first mortgage  loans,  dated and effective as of November 1, 2005,  and is executed  between
EMC Mortgage  Corporation,  as purchaser  (the  "Purchaser"),  and Wells Fargo Bank,  N.A.,  as seller and servicer (the "Company").

                                           W I T N E S S E T H

         WHEREAS,  the  Purchaser  has agreed to  purchase  from the Company and the Company has agreed to sell to the Purchaser from time to time (each a "Transaction")  certain  residential  Mortgage Loans which shall be delivered  as whole loans (each a "Loan  Package")  on various  dates (each a "Closing  Date") as provided  for in certain  Assignment  and  Conveyance  Agreements  by and  between the  Purchaser  and the
Company as executed from time to time; and

         WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other  security instrument  creating a first lien on a residential  dwelling located in the jurisdiction  indicated on the related Mortgage Loan Schedule; and

         WHEREAS,  the  Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage
Loans and the conveyance, servicing and control of the Mortgage Loans.

         NOW,  THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the Purchaser and the Company agree as follows:

                                                ARTICLE I

                                               DEFINITIONS

         Whenever used herein,  the following words and phrases,  unless the content  otherwise  requires, shall have the following meanings:

         Accepted  Servicing  Practices:  With  respect to any Mortgage  Loan,  those  mortgage  servicing practices of prudent mortgage lending  institutions  which service mortgage loans of the same type as such
Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

         Adjustment  Date:  As to each  adjustable  rate  Mortgage  Loan,  the date on which the  Mortgage
Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

         Agency/Agencies:  Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

         Agency  Transfer:  Any sale or transfer of some or all of the Mortgage  Loans by the Purchaser to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

         Agreement:  This Amended and Restated  Master  Seller's  Warranties  and Servicing  Agreement and
all amendments hereof and supplements hereto.

         ALTA:  The American Land Title Association or any successor thereto.

         Appraised  Value:  With  respect to any Mortgage  Loan,  the lesser of (i) the value set forth on the appraisal made in connection  with the  origination  of the related  Mortgage Loan as the value of the related  Mortgaged  Property,  or (ii) the  purchase  price  paid for the  Mortgaged  Property,  provided, however,  in the case of a refinanced  Mortgage  Loan,  such value shall be based solely on the  appraisal made in connection with the origination of such Mortgage Loan.

         Assignment and Conveyance Agreement:        With  respect  to  each  Transaction,  the  agreement
between the  Purchaser and the Company  conveying to the  Purchaser  all the right,  title and interest of the Company in and to the related Mortgage Loans listed on the related  Mortgage Loan Schedule,  a form of which is attached hereto as Exhibit A.

         Assignment  of  Mortgage:  An  assignment  of the  Mortgage,  notice of  transfer  or  equivalent instrument  in  recordable  form,  sufficient  under  the laws of the  jurisdiction  wherein  the  related
Mortgaged  Property is located to reflect  the sale of the  Mortgage  to the  Purchaser  or if the related
Mortgage has been  recorded in the name of MERS or its  designee,  such actions as are  necessary to cause the  Purchaser  to be shown as the owner of the related  Mortgage  on the records of MERS for  purposes of the system of recording  transfers of  beneficial  ownership of mortgages  maintained  by MERS,  including assignment  of the MIN Number which will appear  either on the Mortgage or the  Assignment  of Mortgage to
MERS.

         Assignment  of  Mortgage  Note and Pledge  Agreement:  With  respect to a  Cooperative  Loan,  an assignment of the Mortgage Note and Pledge Agreement.

         Assignment  of  Proprietary  Lease:  With respect to a  Cooperative  Loan,  an  assignment of the
Proprietary  Lease  sufficient  under  the  laws  of the  jurisdiction  wherein  the  related  Cooperative
Apartment is located to effect the assignment of such Proprietary Lease.

         Business  Day:  Any day other than (i) a Saturday or Sunday,  or (ii) a day on which  banking and savings and loan  institutions  in the states where the parties are located or are authorized or obligated by law or executive order to be closed.

         Buydown  Agreement:  An agreement between the Company and a Mortgagor,  or an agreement among the
Company,  a  Mortgagor  and a seller of a Mortgaged  Property or a third party with  respect to a Mortgage
Loan which provides for the application of Buydown Funds.

         Buydown Funds:  In respect of any Buydown  Mortgage  Loan,  any amount  contributed by the seller of a Mortgaged  Property  subject to a Buydown  Mortgage Loan, the buyer of such property,  the Company or any other source,  plus interest earned  thereon,  in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan.

         Buydown  Mortgage Loan: Any Mortgage Loan in respect of which,  pursuant to a Buydown  Agreement,
(i) the  Mortgagor  pays  less  than  the full  Monthly  Payments  specified  in the  Mortgage  Note for a specified period,  and (ii) the difference  between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

         Buydown  Period:  The  period of time when a Buydown  Agreement  is in effect  with  respect to a related Buydown Mortgage Loan.

         Closing  Date:  The date or dates,  set forth in the  related  Commitment  Letter,  on which from time to time the  Purchaser  shall  purchase and the Company  shall sell the Mortgage  Loans listed on the related Mortgage Loan Schedule for each Transaction.

         Code:  The  Internal  Revenue  Code  of  1986,  as it may be  amended  from  time  to time or any successor  statute thereto,  and applicable U.S.  Department of the Treasury  regulations  issued pursuant thereto.

         Commission:  The United States Securities and Exchange Commission.

         Commitment  Letter:  The commitment  letter  executed in relation to each  Transaction  that sets forth, among other things, the Purchase Price for the related Mortgage Loans.

         Company:  Wells Fargo Bank,  N.A., or its  successor in interest or assigns,  or any successor to the Company under this Agreement appointed as herein provided.

         Company Information:  As defined in Section 9.01(f)(i)(A).

         Condemnation  Proceeds:  All awards or  settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire,  by exercise of the power of eminent  domain or  condemnation, to the extent not  required  to be released to a  Mortgagor  in  accordance  with the terms of the related
Mortgage Loan Documents.

         Cooperative:  The entity that holds title (fee or an acceptable  leasehold  estate) to all of the real  property that the Project  comprises,  including the land,  separate  dwelling  units and all common areas.

         Cooperative Apartment:  The specific dwelling unit relating to a Cooperative Loan.

         Cooperative  Lien  Search:  A search for (a) federal tax liens,  mechanics'  liens,  lis pendens, judgments  of record  or  otherwise  against  (i) the  Cooperative,  (ii) the  seller  of the  Cooperative
Apartment and (iii) the Company if the  Cooperative  Loan is a refinanced  Mortgage  Loan,  (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

         Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

         Cooperative Shares:  The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

         Covered Loan:  A Mortgage Loan categorized as "Covered" pursuant to the Standard & Poor's
Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

         Custodial  Account:  The separate account or accounts created and maintained  pursuant to Section
4.04.

         Custodial  Agreement:  The  agreement  governing  the retention of the originals of each Mortgage
Note,  Mortgage,  Assignment  of Mortgage and other  Mortgage Loan  Documents,  a form of which is annexed hereto as Exhibit B.

         Custodial  Mortgage  File:  The items referred to as items (1), (2), (4), (5) and (10) in Exhibit
C annexed  hereto to be  delivered  by the  Company to the  Custodian  on the  related  Closing  Date with respect  to a  particular  Mortgage  Loan,  and any  additional  documents  required  to be  added  to the
Custodial Mortgage File and delivered to the custodian pursuant to this Agreement.

         Custodian:  The  custodian  under the  Custodial  Agreement,  or its  successor  in  interest  or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

         Cut-off Date: With respect to each  Transaction,  the first day of the month in which the related
Closing Date occurs.

         Deleted  Mortgage Loan: A Mortgage Loan which is  repurchased  by the Company in accordance  with the terms of this  Agreement  and  which  is, in the case of a  substitution  pursuant  to  Section  3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Securitization Transaction.

         Determination Date: The Business Day immediately preceding the related Remittance Date.

         Due Date:  The first day of the month on which the  Monthly  Payment is due on a  Mortgage  Loan, exclusive of any days of grace.

         Due Period:  With respect to each  Remittance  Date,  the period  commencing on the second day of the month  preceding  the  month of the  Remittance  Date and  ending in the first day of the month of the
Remittance Date.

         Electronic  Data File:  The final  electronic  file of the  Mortgage  Loans,  in relation to each
Transaction, provided by Company to the Purchaser on or before the related Closing Date.

         Errors  and  Omissions  Insurance  Policy:  An  errors  and  omissions  insurance  policy  to  be maintained by the Company pursuant to Section 4.12.

         Escrow  Account:  The separate  account or accounts  created and  maintained  pursuant to Section
4.06.

         Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground  rents, taxes,  assessments,  water rates, sewer rents, municipal charges,  mortgage insurance premiums,  fire and hazard insurance  premiums,  condominium  charges,  and any other payments  required to be escrowed by the
Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Fannie Mae:  The Federal National Mortgage Association or any successor thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         Freddie Mac:  The Federal Home Loan Mortgage Corporation or any successor thereto.

         Gross Margin:  With respect to each  adjustable rate Mortgage Loan, the fixed  percentage  amount set forth in the  related  Mortgage  Note which is added to the Index in order to  determine  the  related
Interest Rate, as set forth in the Mortgage Loan Schedule.

         High Cost Loan:  A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," "high risk home,"
"predatory" or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the Standard & Poor's Glossary for File Format for LEVELS®
Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

         Home  Loan:  A  Mortgage  Loan  categorized  as "Home  Loan"  pursuant  to the  Standard & Poor's
Glossary for File Format for LEVELS®  Version 5.6,  Appendix E, as revised from time to time and in effect on each related Closing Date.

         Incremental  Interest:  As to any Incremental  Rate Mortgage Loan, the amount of interest accrued on such Mortgage Loan attributable to the Incremental Rate;  provided,  however,  that with respect to any payment of  interest  received  in  respect of such a Mortgage  Loan  (whether  paid by the  Mortgagor  or received as  Liquidation  Proceeds or  otherwise)  which is less than the full amount of interest then due with respect to such  Mortgage  Loan,  only that  portion of such payment of interest  that bears the same relationship to the total amount of such payment of interest as the  Incremental  Rate, if any, in respect of such Mortgage Loan bears to the Mortgage  Interest Rate shall be allocated to the Incremental  Interest with respect thereto.

         Incremental  Rate: For an  Incremental  Rate Mortgage Loan, the per annum increase to the initial
Mortgage  Interest  Rate set forth in the addendum to the related  Mortgage  Note,  which  increase  takes effect  upon the  occurrence  of  certain  specified  conditions  prior to the first  Adjustment  Date and remains in effect until the first Adjustment Date.

         Incremental  Rate  Mortgage  Loan: A Mortgage  Loan for which the related  Mortgage Note includes an addendum  that allows for an increase to the initial  Mortgage  Interest  Rate upon the  occurrence  of certain specified conditions.

         Index:  With respect to any adjustable  rate Mortgage Loan, the index  identified on the Mortgage
Loan  Schedule  and set forth in the related  Mortgage  Note for the purpose of  calculating  the interest thereon.

         Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

(1)      Interest  Only  Mortgage  Loan: A Mortgage  Loan for which an  interest-only  payment  feature is allowed during the interest-only period set forth in the related Mortgage Note.

         Lender Paid  Mortgage  Insurance  Policy or LPMI Policy:  A PMI Policy for which the Company pays all premiums from its own funds, without reimbursement therefor.

         Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage
Loan,  whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise,  or the sale of the  related  Mortgaged  Property  if the  Mortgaged  Property  is  acquired in satisfaction of the Mortgage Loan.

         Loan-to-Value  Ratio or LTV:  With respect to any Mortgage  Loan,  the ratio of the original loan amount of the Mortgage Loan at its  origination  (unless  otherwise  indicated) to the Appraised  Value of the Mortgaged Property.

         MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System

         MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

         MIN:  Mortgage Identification Number used to identify mortgage loans registered under MERS.

         Monthly  Advance:  The portion of each Monthly  Payment that is  delinquent  with respect to each
Mortgage Loan at the close of business on the Determination  Date,  required to be advanced by the Company pursuant to Section 5.03 on the Business Day  immediately  preceding  the  Remittance  Date of the related month.

         Monthly  Payment:  The scheduled  monthly payment of principal and interest on a Mortgage Loan or in the case of an Interest Only Mortgage Loan,  payments of (i) interest,  or (ii) principal and interest, if applicable, on a Mortgage Loan.

         Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a Mortgage  Note,  which creates a first lien on an  unsubordinated  estate in fee simple in real  property  securing  the Mortgage
Note or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

         Mortgage  Impairment  Insurance Policy: A mortgage  impairment or blanket hazard insurance policy as described in Section 4.11.

         Mortgage  Interest  Rate:  The annual rate of  interest  borne on a Mortgage  Note in  accordance with the provisions of the Mortgage Note.

         Mortgage  Loan:  An  individual  mortgage  loan  which is the  subject  of this  Agreement,  each
Mortgage  Loan  originally  sold and subject to this  Agreement  being  identified  on the  Mortgage  Loan
Schedule,  which  Mortgage Loan includes  without  limitation  the Retained  Mortgage  File, the Custodial
Mortgage File, the Monthly Payments, Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds,
Insurance  Proceeds,  REO Disposition  Proceeds and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan.

         Mortgage Loan  Documents:  With respect to a Mortgage  Loan, the original  related  Mortgage Note with applicable  addenda and riders,  the original  related  Security  Instrument and the originals of any required  addenda and riders,  the  original  related  Assignment  and any  original  intervening  related
Assignments, the original related title insurance policy and evidence of the related PMI Policy, if any.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee
Rate.

         Mortgage Loan Schedule:  With respect to each  Transaction,  a schedule of Mortgage Loans,  which shall be attached  to the  related  Assignment  and  Conveyance  Agreement,  setting  forth the  following information  with respect to each  Mortgage  Loan:  (1) the Company's  Mortgage Loan number;  (2) the city state and zip code of the Mortgaged  Property;  (3) a code indicating  whether the Mortgaged Property is a
single  family  residence,  two-family  residence,   three-family  residence,   four-family  residence,  a
Cooperative  Loan,  planned unit development or condominium;  (4) the current Mortgage  Interest Rate; (5)
the current net Mortgage  Interest Rate; (6) the current Monthly  Payment;  (7) the Gross Margin;  (8) the original term to maturity;  (9) the scheduled  maturity date;  (10) the principal  balance of the Mortgage
Loan as of the  related  Cut-off  Date after  deduction  of  payments  of  principal  due on or before the related Cut-off Date whether or not collected;  (11) the  Loan-to-Value;  (12) the next  Adjustment  Date;
(13) the lifetime  Mortgage  Interest Rate cap; (14) whether the Mortgage Loan is convertible or not; (15)
a code indicating the mortgage guaranty  insurance  company;  (16) a code indicating  whether the Mortgage
Loan contains  pledged  assets;  (17) a code  indicating  whether the Mortgage Loan has balloon  payments;
(18) a code  indicating  whether  the  Mortgage  Loan is an Interest  Only  Mortgage  Loan;  (16) a field indicating whether the Mortgage Loan is a Home Loan; and (17) the Servicing Fee.

         Mortgage  Note:  The note or other  evidence  of the  indebtedness  of a  Mortgagor  secured by a
Mortgage.

         Mortgaged  Property:  The real property  securing  repayment of the debt  evidenced by a Mortgage
Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

         Mortgagor:  The obligor on a Mortgage Note.

         Officer's  Certificate:  A  certificate  signed by the Chairman of the Board or the Vice Chairman of the Board or the  President or a Vice  President or an Assistant  Vice  President  and certified by the
Treasurer or the Secretary or one of the Assistant  Treasurers  or Assistant  Secretaries  of the Company,
and delivered to the Purchaser as required by this Agreement.

         Opinion of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the  Company, reasonably acceptable to the Purchaser.

         Periodic  Interest Rate Cap: As to each  adjustable  rate Mortgage Loan, the maximum  increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

         Person:  Any individual,  corporation,  partnership,  limited liability  company,  joint venture, association,  joint-stock  company,  trust,  unincorporated  organization,  government  or any  agency  or political subdivision thereof.

         Pledge  Agreement:  With respect to a Cooperative Loan, the specific  agreement  creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

         Pledge  Instruments:  With respect to a Cooperative  Loan, the Stock Power, the Assignment of the
Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

         PMI Policy:  A policy of primary  mortgage  guaranty  insurance  evidenced by an electronic  form and  certificate  number  issued by a Qualified  Insurer,  as required by this  Agreement  with respect to certain Mortgage Loans.

         Prime Rate:  The prime rate  announced  to be in effect from time to time,  as  published  as the average rate in The Wall Street Journal.

         Principal  Prepayment:  Any payment or other  recovery of principal  on a Mortgage  Loan which is received in advance of its scheduled Due Date,  including any  prepayment  penalty or premium  thereon and which is not  accompanied  by an amount of interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal  Prepayment  Period:  The month  preceding  the month in which the  related  Remittance
Date occurs.

         Project:   With  respect  to  a  Cooperative  Loan,  all  real  property  owned  by  the  related
Cooperative including the land, separate dwelling units and all common areas.

         Proprietary  Lease:  With  respect to a  Cooperative  Loan,  a lease on a  Cooperative  Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

         Purchaser:  EMC  Mortgage  Corporation,  or its  successor  in interest or any  successor  to the
Purchaser under this Agreement as herein provided.

         Purchase  Price:  The  purchase  price for each Loan  Package  shall be as stated in the  related
Commitment Letter.

         Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage Loans,  provided that the following  conditions  are  satisfied:  (i) such Mortgage  Loans were  originated  pursuant to an agreement  between  the  Company and such Person  that  contemplated  that such  person  would  underwrite mortgage  loans from time to time, for sale to the Company,  in accordance  with  underwriting  guidelines designated by the Company  ("Designated  Guidelines")  or guidelines that do not vary materially from such
Designated  Guidelines;  (ii) such  Mortgage  Loans were in fact  underwritten  as described in clause (i)
above  and were  acquired  by the  Company  within  180  days  after  origination;  (iii)  either  (x) the
Designated  Guidelines  were,  at the time such  Mortgage  Loans were  originated,  used by the Company in origination  of mortgage  loans of the same type as the Mortgage  Loans for the  Company's  own account or
(y) the Designated  Guidelines were, at the time such Mortgage Loans were underwritten,  designated by the
Company on a  consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the
Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company, pre-purchased or  post-purchased  quality  assurance  procedures  (which may involve,  among other things, review of a sample or mortgage  loans  purchased  during a  particular  time period or through  particular channels)  designed to ensure that Persons from which it purchased  mortgage  loans  properly  applied the underwriting criteria designated by the Company.

         Qualified  Depository:  A  deposit  account  or  accounts  maintained  with a  federal  or  state chartered  depository  institution the deposits in which are insured by the FDIC to the applicable  limits and the short-term  unsecured debt obligations of which (or, in the case of a depository  institution that is a subsidiary of a holding company,  the short-term  unsecured debt obligations of such holding company)
are rated A-1 by Standard & Poor's  Ratings  Group or Prime-1 by Moody's  Investors  Service,  Inc.  (or a
comparable  rating if another  rating  agency is  specified  by the  Purchaser  by  written  notice to the
Company) at the time any deposits are held on deposit therein.

         Qualified  Insurer:  A mortgage  guaranty  insurance  company duly  authorized and licensed where required by law to transact  mortgage  guaranty  insurance  business  and approved as an insurer by Fannie
Mae or Freddie Mac.

         Qualified  Substitute  Mortgage  Loan: A mortgage loan eligible to be  substituted by the Company for a  Deleted  Mortgage  Loan  which  must,  on the date of such  substitution,  (i) have an  outstanding principal  balance,  after deduction of all scheduled payments due in the month of substitution (or in the case of a  substitution  of more  than one  mortgage  loan  for a  Deleted  Mortgage  Loan,  an  aggregate principal  balance),  not in excess of the Stated  Principal  Balance of the Deleted  Mortgage Loan;  (ii)
have a Mortgage  Loan  Remittance  Rate not less than and not more than two percent  (2%) greater than the
Mortgage Loan  Remittance Rate of the Deleted  Mortgage Loan;  (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted  Mortgage Loan;  (iv) be of the same type as the  Deleted  Mortgage  Loan and (v) comply with each  representation  and  warranty  set forth in
Sections 3.01 and 3.02.

         Rating   Agency/Agencies:   Any  nationally   recognized   statistical   Rating  Agency,  or  its
successors,  including  Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Moody's  Investors
Service, Inc. and Fitch Ratings.

         Recognition  Agreement:  An  agreement  whereby a  Cooperative  and a lender  with  respect  to a
Cooperative  Loan (i) acknowledge  that such lender may make, or intends to make, such  Cooperative  Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

         Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

         Reconstitution  Agreement:  The  agreement  or  agreements  entered  into by the  Company and the
Purchaser and/or certain third parties on the  Reconstitution  Date or Dates with respect to any or all of the  Mortgage  Loans  serviced  hereunder,  in  connection  with a Whole Loan  Transfer or  Securitization
Transaction.

         Reconstitution  Date:  The date on which any or all of the  Mortgage  Loans  serviced  under this
Agreement may be removed from this Agreement and  reconstituted as part of a  Securitization  Transaction,
Agency  Transfer or Whole Loan Transfer  pursuant to Section 9.01 hereof.  The  Reconstitution  Date shall be such date as the Purchaser shall designate.

         Regulation AB:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R.
§§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         REMIC:  A "real estate  mortgage  investment  conduit"  within the meaning of Section 860D of the
Code.

         REMIC  Provisions:  Provisions  of the federal  income tax law relating to a REMIC,  which appear at  Section  860A  through  860G of  Subchapter  M of  Chapter  1,  Subtitle  A of the Code,  and  related provisions,  regulations,  rulings or pronouncements  promulgated  thereunder,  as the foregoing may be in effect from time to time.

         Remittance  Date:  The 18th day (or if such 18th day is not a Business  Day,  the first  Business
Day immediately following) of any month.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO Disposition  Proceeds:  All amounts  received with respect to an REO Disposition  pursuant to
Section 4.16.

         REO Property:  A Mortgaged  Property  acquired by the Company on behalf of the Purchaser  through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

         Repurchase  Price:  Unless agreed  otherwise by the  Purchaser and the Company,  a price equal to
(i) the  Stated  Principal  Balance of the  Mortgage  Loan plus (ii)  interest  on such  Stated  Principal
Balance  at the  Mortgage  Loan  Remittance  Rate from the date on which  interest  has last been paid and distributed  to the  Purchaser  through the last day of the month in which such  repurchase  takes  place, less amounts  received or advanced in respect of such  repurchased  Mortgage  Loan which are being held in the Custodial Account for distribution in the month of repurchase.

         Retained  Mortgage  File:  The items referred to as items (3), (6), (7), (8) and (9) in Exhibit C annexed  hereto with  respect to a particular  Mortgage  Loan that are not required to be delivered to the
Custodian  pursuant to this Agreement,  and any additional  documents required to be added to the Retained
Mortgage File pursuant to this Agreement.

         Securities Act:  The Securities Act of 1933, as amended.

         Securitization  Transaction:  Any  transaction  involving  either (a) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (b) an issuance of publicly offered or privately placed,  rated or unrated securities,  the payments on which are determined primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Servicer:  As defined in Section 9.01(e)(iii).

         Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses other than Monthly  Advances  (including  reasonable  attorney's fees and  disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not limited to, the cost of (a)
the preservation,  restoration and protection of the Mortgaged  Property,  (b) any enforcement or judicial proceedings,  including  foreclosures,  (c) the  management  and  liquidation  of any REO Property and (d)
compliance  with the obligations  under Section 4.08 and 4.10 (excluding the Company's  obligations to pay the premiums on LPMI Policies).

         Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of  Regulation  AB, as such may be amended from time to time.

         Servicing  Fee:  With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.
Such fee  shall be  payable  monthly,  computed  on the  basis of the same  principal  amount  and  period respecting  which any related  interest  payment on a Mortgage  Loan is received.  The  obligation  of the
Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the interest portion (including  recoveries with respect to interest from Liquidation  Proceeds, to the extent permitted by Section  4.05) of such Monthly  Payment  collected by the Company,  or as otherwise  provided under Section 4.05.

         Servicing  Fee  Rate:  The per  annum  percentage  for  each  Mortgage  Loan,  as  stated  in the
Commitment Letter.

         Servicing  File:  With  respect  to  each  Mortgage  Loan,  the  file  retained  by  the  Company consisting  of originals of all  documents in the Retained  Mortgage  File which are not  delivered to the
Custodian and copies of the Mortgage  Loan  Documents  listed in the Custodial  Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

         Servicing   Officer:   Any  officer  of  the  Company   involved  in  or   responsible   for  the
administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each Mortgage Loan, (i) the principal  balance of the Mortgage
Loan at the related  Cut-off  Date after  giving  effect to payments  of  principal  due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to the  Purchaser  with respect to the related  Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

         Static  Pool  Information:  Static pool  information  as  described  in Item  1105(a)(1)-(3)  and
1105(c) of Regulation AB.

         Stock  Certificate:  With respect to a Cooperative  Loan, a certificate  evidencing  ownership of the Cooperative Shares issued by the Cooperative.

         Stock Power:  With respect to a Cooperative  Loan, an assignment of the Stock  Certificate  or an assignment of the Cooperative Shares issued by the Cooperative.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation AB.

         Subsidy Account:  An account maintained by the Company specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

         Subsidy Funds:  With respect to any Subsidy Loans, funds contributed by the employer of a
Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

         Subsidy Loan:  Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.  Each Subsidy Loan will be identified as such in the related Electronic Data File.

         Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated
Mortgage Loans acquired by the Company.

         Time$aver®  Mortgage  Loan:  A Mortgage  Loan  which has been  refinanced  pursuant  to a Company
program  that  allows  a  rate/term   refinance  of  an  existing   Company  serviced  loan  with  minimal
documentation.

         Whole  Loan  Transfer:  Any  sale  or  transfer  of  some  or all of the  Mortgage  Loans  by the
Purchaser  to a third  party,  which  sale or  transfer  is not a  Securitization  Transaction  or  Agency
Transfer.

                                                ARTICLE II

   CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                          DELIVERY OF DOCUMENTS

Section 2.01      Conveyance of Mortgage Loans; Possession of Custodial Mortgage Files;
                  Maintenance of Retained Mortgage Files and Servicing Files.

         Pursuant to an Assignment and  Conveyance  Agreement,  on the related  Closing Date, the Company, simultaneously  with the payment of the Purchase  Price by the  Purchaser,  shall thereby sell,  transfer, assign,  set over and  convey  to the  Purchaser,  without  recourse,  but  subject  to the  terms of this
Agreement and the related  Assignment and Conveyance  Agreement,  all the right, title and interest of the
Company in and to the Mortgage  Loans listed on the  respective  Mortgage  Loan  Schedule  annexed to such
Assignment  and Conveyance  Agreement,  together with the Retained  Mortgage Files and Custodial  Mortgage
Files and all rights and obligations  arising under the documents  contained therein.  Pursuant to Section
2.03,  the Company  shall  deliver the Custodial  Mortgage  File for each  Mortgage  Loan  comprising  the related Loan Package to the Custodian.

         The contents of each  Retained  Mortgage  File not  delivered to the  Custodian  are and shall be held in trust by the Company for the benefit of the  Purchaser  as the owner  thereof.  The Company  shall maintain a Servicing  File  consisting of a copy of the contents of each  Custodial  Mortgage File and the originals  of  the  documents  in  each  Retained  Mortgage  File  not  delivered  to the  Custodian.  The possession  of each  Retained  Mortgage  File  and  Servicing  File by the  Company  is at the will of the
Purchaser for the sole purpose of servicing the related  Mortgage  Loan, and such retention and possession by the Company is in a custodial  capacity  only.  Upon the sale of the  Mortgage  Loans the  ownership of each Mortgage  Note,  the related  Mortgage and the related  Custodial  Mortgage  File and Servicing  File shall vest  immediately in the  Purchaser,  and the ownership of all records and documents with respect to the  related  Mortgage  Loan  prepared  by or which come into the  possession  of the  Company  shall vest immediately  in the Purchaser and shall be retained and maintained by the Company,  in trust,  at the will of the  Purchaser  and only in such  custodial  capacity.  The  Company  shall  release its custody of the contents of any Servicing File only in accordance  with written  instructions  from the Purchaser,  unless such  release is  required  as  incidental  to the  Company's  servicing  of the  Mortgage  Loans or is in connection  with a  repurchase  of any  Mortgage  Loan  pursuant to Section  3.03 or 6.02.  All such costs associated with the release,  transfer and re-delivery to the Company shall be the  responsibility  of the
Purchaser other than any related recording costs (especially in instances of breach).

         In addition,  in connection  with the  assignment of any MERS Mortgage  Loan,  the Company agrees that it will  cause,  the MERS®  System to indicate  that such  Mortgage  Loans have been  assigned by the
Company to the Purchaser in  accordance  with this  Agreement by including  (or  deleting,  in the case of
Mortgage  Loans which are  repurchased  in accordance  with this  Agreement)  in such  computer  files the information  required by the MERS® System to identify the Purchaser as  beneficial  owner of such Mortgage
Loans.

Section 2.02      Books and Records; Transfers of Mortgage Loans.

         From and after the sale of the  Mortgage  Loans to the  Purchaser  in the related Loan Package on each Closing Date, all rights  arising out of such Mortgage  Loans  including but not limited to all funds received on or in  connection  with such  Mortgage  Loans,  shall be  received  and held by the Company in trust for the benefit of the  Purchaser  as owner of such  Mortgage  Loans,  and the Company  shall retain record  title to the  related  Mortgages  for the sole  purpose  of  facilitating  the  servicing  and the supervision of the servicing of such Mortgage Loans.

         The sale of each  Mortgage  Loan shall be  reflected  on the  Company's  balance  sheet and other financial  statements  as a sale  of  assets  by  the  Company.  The  Company  shall  be  responsible  for maintaining,  and shall  maintain,  a complete set of books and records for each Mortgage Loan which shall be marked  clearly to reflect the ownership of each Mortgage Loan by the  Purchaser.  In  particular,  the
Company shall maintain in its  possession,  available for  inspection by the  Purchaser,  or its designee, and shall deliver to the Purchaser upon demand,  evidence of compliance with all federal,  state and local laws, rules and regulations,  and requirements of Fannie Mae or Freddie Mac,  including but not limited to documentation  as to the method used in  determining  the  applicability  of the  provisions  of the Flood
Disaster  Protection  Act of  1973,  as  amended,  to the  Mortgaged  Property,  documentation  evidencing insurance  coverage and eligibility of any  condominium  project for approval by Fannie Mae or Freddie Mac and records of periodic  inspections  as required by Section 4.13.  To the extent that original  documents are not required for purposes of  realization  of Liquidation  Proceeds or Insurance  Proceeds,  documents maintained by the Company may be in the form of microfilm or microfiche  or such other  reliable  means of recreating  original  documents,  including but not limited to, optical imagery  techniques so long as the
Company  complies with the  requirements  of the Fannie Mae Selling and Servicing  Guide,  as amended from time to time.

         The Company  shall  maintain  with respect to each  Mortgage  Loan and shall make  available  for inspection  by any  Purchaser  or its designee the related  Servicing  File during the time the  Purchaser retains  ownership  of  such  Mortgage  Loan  and  thereafter  in  accordance  with  applicable  laws  and regulations.

         The  Company  shall keep at its  servicing  office  books and  records in which,  subject to such reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage  Loan may be made unless such  transfer  is in  compliance  with the terms  hereof.
For the  purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any Person with  respect to this  Agreement  or the  Mortgage  Loans unless the books and records show such Person as the owner of the Mortgage  Loan.  The  Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer  one or  more of the  Mortgage  Loans.  The  Purchaser  also  shall  advise  the  Company  of the transfer.  Upon  receipt  of notice of the  transfer,  the  Company  shall  mark its books and  records to reflect the ownership of the Mortgage  Loans of such  assignee,  and shall release the previous  Purchaser
from  its  obligations   hereunder  with  respect  to  the  Mortgage  Loans  sold  or  transferred.   Such
notification  of a transfer  shall include a final loan schedule which shall be received by the Company no fewer than five (5) Business  Days before the last  Business  Day of the month.  If such  notification  is not received as specified  above,  the Company's duties to remit and report as required by Section 5 shall begin with the next Due Period.

Section 2.03      Custodial Agreement; Delivery of Documents.

         On each Closing Date with respect to each  Mortgage  Loan  comprising  the related Loan  Package, the Company shall deliver and release to the  Custodian the related  Custodial  Mortgage File as set forth in Exhibit C attached hereto.

         The Custodian  shall certify its receipt of any Mortgage Loan Documents  actually  received on or prior to such  Closing  Date and as  required to be  delivered  pursuant to the  Custodial  Agreement,  as evidenced by the Initial  Certification  of the Custodian in the form annexed to the Custodial  Agreement.
The Purchaser will be responsible for the fees and expenses of the Custodian.

         Upon the Purchaser's  request,  the Company shall deliver to Purchaser or its designee within ten
(10) days after such  request such  contents of the  Retained  Mortgage  file so  requested.  In the event that the  company  fails to deliver  to the  Purchaser  or its  designee  the  requested  contents  of the
Retained  Mortgage File within such ten-day  period,  and if the Company does not cure such failure within five (5) days following  receipt of written  notification  of such failure,  the Company shall  repurchase each related Mortgage Loan at the price and in the manner specified in Section 3.03.

         The  Company  shall  forward  to the  Custodian  original  documents  evidencing  an  assumption, modification,  consolidation  or extension of any Mortgage  Loan entered into in  accordance  with Section
4.01 or 6.01 within one week of their  execution,  provided,  however,  that the Company shall provide the
Custodian with a certified true copy of any such document  submitted for recordation  within ten (10) days of its execution,  and shall provide the original of any document  submitted for  recordation or a copy of such document  certified by the appropriate  public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

         In the event the public  recording  office is delayed in returning  any original  document  which the  Company is  required  to deliver at any time to the  Custodian  in  accordance  with the terms of the
Custodial  Agreement or which the Company is required to maintain in the related  Retained  Mortgage File, the Company shall deliver to the Custodian or to the Retained  Mortgage  File, as  applicable,  within 240 days of its  submission  for  recordation,  a copy of such  document and an Officer's  Certificate,  which shall (i) identify the recorded  document;  (ii) state that the recorded  document has not been  delivered to the  Custodian  due solely to a delay by the public  recording  office,  (iii) state the amount of time generally  required  by the  applicable  recording  office to record and return a document  submitted  for recordation,  and  (iv)  specify  the date the  applicable  recorded  document  will be  delivered  to the
Custodian.  The Company  will be required to deliver  such  document to the  Custodian  or to the Retained
Mortgage  File, as  applicable,  by the date  specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

         In the event that new,  replacement,  substitute or additional Stock Certificates are issued with respect to existing  Cooperative  Shares,  the Company  immediately shall deliver to the Custodian the new
Stock  Certificates,  together with the related Stock Powers in blank. Such new Stock  Certificates  shall be subject to the  related  Pledge  Instruments  and shall be subject to all of the terms,  covenants  and conditions of this Agreement.

                                               ARTICLE III

                            REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01      Company Representations and Warranties.

         The Company  hereby  represents  and warrants to the Purchaser  that,  as of the related  Closing
Date:

         (a)      Due Organization and Authority.

                  The Company is a national banking  association  duly organized,  validly existing and in good  standing  under the laws of the United  States and has all  licenses  necessary to carry on its  business as now being  conducted  and is licensed,  qualified  and in good standing in each state  where a Mortgaged  Property is located if the laws of such state require  licensing or  qualification  in order to conduct business of the type conducted by the  Company,  and in any event the  Company  is in  compliance  with the laws of any such  state  to the  extent  necessary  to  ensure  the  enforceability  of the  related
                  Mortgage Loan and the  servicing of such  Mortgage Loan in accordance  with the terms of this  Agreement;  the  Company has the full power and  authority  to execute and deliver this  Agreement  and to perform in  accordance  herewith;  the  execution,  delivery and performance  of this Agreement  (including  all  instruments of transfer to be delivered pursuant to this  Agreement)  by the Company and the  consummation  of the  transactions contemplated  hereby have been duly and validly  authorized;  this  Agreement  evidences the valid,  binding and enforceable  obligation of the Company; and all requisite action has been  taken by the  Company  to make  this  Agreement  valid  and  binding  upon the
                  Company in accordance with its terms;

         (b)      Ordinary Course of Business.

                  The  consummation  of  the  transactions  contemplated  by  this  Agreement  are  in the ordinary  course of  business  of the  Company,  who is in the  business  of selling and servicing loans,  and the transfer,  assignment and conveyance of the Mortgage Notes and the  Mortgages  by the Company  pursuant to this  Agreement  are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (c)      No Conflicts.

                  Neither the execution and delivery of this  Agreement,  the  acquisition of the Mortgage
                  Loans  by the  Company,  the  sale  of  the  Mortgage  Loans  to  the  Purchaser  or the transactions  contemplated  hereby,  nor the fulfillment of or compliance with the terms and  conditions  of this  Agreement  will  conflict with or result in a breach of any of the  terms,  articles  of  incorporation  or  by-laws  or any legal  restriction  or any agreement  or  instrument  to which the  Company is now a party or by which it is bound, or  constitute  a default  or  result in the  violation  of any law,  rule,  regulation, order,  judgment  or decree to which the Company or its  property is subject,  or impair the ability of the  Purchaser to realize on the Mortgage  Loans,  or impair the value of the Mortgage Loans;

         (d)      Ability to Service.

                  The Company is an approved  seller/servicer of conventional  residential  mortgage loans for  Fannie  Mae or  Freddie  Mac,  with the  facilities,  procedures,  and  experienced personnel  necessary for the sound  servicing of mortgage  loans of the same type as the
                  Mortgage  Loans.  The Company is in good standing to sell mortgage  loans to and service mortgage  loans for Fannie Mae or Freddie Mac, and no event has occurred,  including but not limited to a change in insurance  coverage,  which would make the Company  unable to comply with Fannie Mae or Freddie Mac  eligibility  requirements  or which would require notification to either Fannie Mae or Freddie Mac;

         (e)      Reasonable Servicing Fee.

                  The  Company  acknowledges  and agrees  that the  Servicing  Fee  represents  reasonable compensation  for  performing  such services and that the entire  Servicing Fee shall be treated by the  Company,  for  accounting  and tax  purposes,  as  compensation  for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

         (f)      Ability to Perform.

                  The Company does not believe,  nor does it have any reason or cause to believe,  that it cannot  perform  each and every  covenant  contained in this  Agreement.  The Company is solvent  and the sale of the  Mortgage  Loans  will not  cause  the  Company  to  become insolvent.  The  sale of the  Mortgage  Loans  is not  undertaken  to  hinder,  delay or defraud any of the Company's creditors;

         (g)      No Litigation Pending.

                  There is no action,  suit,  proceeding or  investigation  pending or threatened  against the Company  which,  either in any one instance or in the  aggregate,  may result in any material adverse change in the business,  operations,  financial  condition,  properties or assets of the Company,  or in any material  impairment of the right or ability of the
                  Company to carry on its  business  substantially  as now  conducted,  or in any material liability  on the part of the  Company,  or which would draw into  question the validity of this  Agreement  or the Mortgage  Loans or of any action taken or to be  contemplated herein,  or which  would be likely to impair  materially  the  ability of the Company to perform under the terms of this Agreement;

         (h)      No Consent Required.

                  No consent,  approval,  authorization  or order of any court or  governmental  agency or body is  required  for the  execution,  delivery  and  performance  by the Company of or compliance  by the Company  with this  Agreement  or the sale of the  Mortgage  Loans as evidenced by the  consummation of the  transactions  contemplated by this Agreement,  or if required, such approval has been obtained prior to the related Closing Date;

         (i)      Selection Process.

                  The  Mortgage  Loans were  selected  from among  either  the  outstanding  fixed rate or adjustable  rate one- to four-family  mortgage loans in the Company's  mortgage  banking portfolio at the related  Closing Date as to which the  representations  and  warranties set forth in Section 3.02 could be made and such  selection  was not made in a manner so as to affect adversely the interests of the Purchaser;

         (j)      No Untrue Information.

                  Neither this  Agreement nor any statement,  report or other document  furnished or to be
                  furnished   pursuant  to  this  Agreement  or  in  connection   with  the   transactions
                  contemplated  hereby  contains  any  untrue  statement  of fact or omits to state a fact necessary to make the statements contained therein not misleading;

         (k)      Sale Treatment.

                  The Company has determined  that the  disposition of the Mortgage Loans pursuant to this
                  Agreement will be afforded sale treatment for accounting and tax purposes;

         (l)      No Material Change.

                  There  has been no  material  adverse  change  in the  business,  operations,  financial condition  or  assets  of the  Company  since  the  date of the  Company's  most  recent financial statements;

         (m)      No Brokers' Fees.

                  The Company  has not dealt with any broker,  investment  banker,  agent or other  Person that may be entitled to any commission or  compensation  in the connection with the sale of the Mortgage Loans; and

(n)      MERS.

                  The Company is a member of MERS in good standing.

Section 3.02      Representations and Warranties Regarding Individual Mortgage Loans.

         As to each Mortgage  Loan,  the Company  hereby  represents and warrants to the Purchaser that as of the related Closing Date:

         (a)      Mortgage Loans as Described.

                  The information  set forth in the respective  Mortgage Loan Schedule and the information contained on the  respective  Electronic  Data File  delivered to the  Purchaser is true and correct;

         (b)      Payments Current.

                  All payments  required to be made up to the related  Cut-off Date for the Mortgage  Loan under the terms of the  Mortgage  Note have been made and  credited.  No  payment  under any  Mortgage  Loan has been  thirty  (30) days  delinquent  more  than one time  within twelve (12) months prior to the related Closing Date;

         (c)      No Outstanding Charges.

                  There are no  defaults  in  complying  with the terms of the  Mortgages,  and all taxes, governmental  assessments,  insurance  premiums,  leasehold  payments,  water, sewer and municipal  charges,  which previously  became due and owing have been paid, or an escrow of funds has been  established in an amount  sufficient to pay for every such item which remains  unpaid and which has been  assessed but is not yet due and payable.  The Seller has not advanced funds,  or induced,  solicited  directly or indirectly,  the payment of any amount  required  under the Mortgage  Loan,  except for interest  accruing  from the date of the  Mortgage  Note  or date of  disbursement  of the  Mortgage  Loan  proceeds, whichever  is later,  to the day which  precedes  by one month the Due Date of the first installment of principal and interest;

         (d)      Original Terms Unmodified.

                  The terms of the Mortgage Note and Mortgage have not been impaired,  waived,  altered or modified in any respect,  except by a written  instrument  which has been  recorded,  if necessary to protect the  interests  of the  Purchaser  and which has been  delivered to the Custodian.  The substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related  PMI Policy and the title  insurer,  to the extent required  by the  policy,  and its terms are  reflected  on the  related  Mortgage  Loan
                  Schedule.  No Mortgagor  has been  released,  in whole or in part,  except in connection with an  assumption  agreement  approved by the issuer of any related PMI Policy and the title insurer,  to the extent  required by the policy,  and which  assumption  agreement was delivered to the Custodian pursuant to the terms of the Custodial Agreement;

         (e)      No Defenses.

                  The Mortgage Loan is not subject to any right of rescission,  set-off,  counterclaim  or defense,  including  without  limitation the defense of usury, nor will the operation of any of the terms of the  Mortgage  Note or the  Mortgage,  or the  exercise of any right thereunder,  render either the Mortgage Note or the Mortgage unenforceable,  in whole or in part,  or subject  to any right of  rescission,  set-off,  counterclaim  or  defense, including  without  limitation  the defense of usury,  and no such right of  rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (f)      No Satisfaction of Mortgage.

                  The Mortgage has not been satisfied,  canceled,  subordinated or rescinded,  in whole or in  part,  and the  Mortgaged  Property  has not  been  released  from  the  lien of the
                  Mortgage,  in whole or in part, nor has any  instrument  been executed that would effect any such release, cancellation, subordination or rescission;

         (g)      Validity of Mortgage Documents.

                  The Mortgage Note and the Mortgage and related  documents  are genuine,  and each is the legal,  valid and binding  obligation  of the maker  thereof  enforceable  in accordance with its terms.  All parties to the Mortgage  Note and the  Mortgage had legal  capacity to enter into the  Mortgage  Loan and to execute and deliver the  Mortgage  Note and the
                  Mortgage,  and the Mortgage Note and the Mortgage  have been duly and properly  executed by such parties;

                  With respect to each  Cooperative  Loan,  the Mortgage  Note,  the Mortgage,  the Pledge
                  Agreement,  and related documents are genuine,  and each is the legal, valid and binding obligation of the maker thereof  enforceable in accordance  with its terms.  All parties to the Mortgage Note, the Mortgage,  the Pledge  Agreement,  the Proprietary  Lease, the
                  Stock Power,  Recognition  Agreement and the Assignment of  Proprietary  Lease had legal capacity to enter into the  Mortgage  Loan and to execute and  deliver  such  documents, and such documents have been duly and properly executed by such parties;

         (h)      No Fraud.

                  No error,  omission,  misrepresentation,  negligence,  fraud or similar  occurrence with respect  to a  Mortgage  Loan  has  taken  place  on the  part  of the  Company,  or the
                  Mortgagor,  or to the best of the Company's  knowledge,  any appraiser,  any builder, or any developer,  or any other party  involved in the  origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

         (i)      Compliance with Applicable Laws.

                  Any and  all  requirements  of any  federal,  state  or  local  law  including,  without
                  limitation,  usury,  truth-in-lending,   real  estate  settlement  procedures,  consumer
                  credit and privacy  protection,  equal credit  opportunity,  disclosure or predatory and abusive  lending laws  applicable to the Mortgage Loan have been complied  with, and the
                  Company shall  maintain in its  possession,  available for the  Purchaser's  inspection, and shall deliver to the  Purchaser  upon demand,  evidence of compliance  with all such requirements.  All  inspections,  licenses  and  certificates  required  to be  made  or issued  with  respect to all  occupied  portions of the  Mortgaged  Property  and,  with
                  respect  to  the  use  and  occupancy  of  the  same,   including  but  not  limited  to
                  certificates  of  occupancy  and  fire  underwriting  certificates,  have  been  made or obtained from the appropriate authorities;

         (j)      Location and Type of Mortgaged Property.

                  The Mortgaged  Property is located in the state  identified in the related Mortgage Loan
                  Schedule and consists of a single,  contiguous  parcel of real  property with a detached single family  residence  erected  thereon,  or a two- to  four-family  dwelling,  or an individual  condominium unit in a condominium  project, or a Cooperative  Apartment,  or an individual  unit in a planned unit  development  or a townhouse,  provided,  however, that any  condominium  project  or  planned  unit  development  shall  conform  with the applicable  Fannie Mae  requirements,  or the  underwriting  guidelines  of the company, regarding  such  dwellings,  and no residence  or dwelling is a mobile  home.  As of the respective  date of the appraisal for each Mortgaged  Property,  any Mortgaged  Property being used for  commercial  purposes  conforms  to the  underwriting  guidelines  of the
                  Company and, to the best of the Company's  knowledge,  since the date of such appraisal, no portion of the Mortgage  Property has been used for  commercial  purposes  outside of the underwriting guidelines of the Company;

         (k)      Valid First Lien.

                  The  Mortgage  is a  valid,  subsisting  and  enforceable  first  lien on the  Mortgaged
                  Property,  including all buildings on the Mortgaged  Property and all  installations and mechanical,  electrical,  plumbing,  heating and air conditioning  systems located in or annexed to such buildings,  and all additions,  alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

                  (1)      the  lien of  current  real  property  taxes  and  assessments  not yet due and payable;

                  (2)      covenants,  conditions  and  restrictions,  rights of way,  easements and other matters  of the  public  record  as of the  date  of  recording  acceptable  to mortgage lending  institutions  generally and  specifically  referred to in the lender's  title  insurance  policy  delivered to the originator of the Mortgage
                           Loan and (i) referred to or otherwise  considered in the appraisal made for the originator  of the  Mortgage  Loan and (ii) which do not  adversely  affect the
                           Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (3)      other  matters to which  like  properties  are  commonly  subject  which do not materially  interfere with the benefits of the security intended to be provided by the mortgage or the use,  enjoyment,  value or  marketability of the related
                           Mortgaged Property.

                  Any  security  agreement,  chattel  mortgage  or  equivalent  document  related  to  and delivered  in  connection  with the  Mortgage  Loan  establishes  and  creates  a valid, subsisting  and  enforceable  first lien and first  priority  security  interest  on the property  described  therein  and the Company has full right to sell and assign the same to the Purchaser;

                  With  respect  to  each  Cooperative  Loan,  each  Pledge  Agreement  creates  a  valid, enforceable  and  subsisting  first  security  interest  in the  Cooperative  Shares and
                  Proprietary  Lease,  subject only to (i) the lien of the related  Cooperative for unpaid assessments  representing the Mortgagor's pro rata share of the  Cooperative's  payments for its blanket mortgage,  current and future real property taxes,  insurance  premiums, maintenance  fees and other  assessments  to which like  collateral is commonly  subject and (ii)  other  matters to which  like  collateral  is  commonly  subject  which do not materially  interfere  with the benefits of the security  intended to be provided by the
                  Pledge  Agreement;  provided,  however,  that the appurtenant  Proprietary  Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

         (l)      Full Disbursement of Proceeds.

                  The  proceeds  of the  Mortgage  Loan have been  fully  disbursed,  except  for  escrows established or created due to seasonal weather  conditions,  and there is no requirement for future  advances  thereunder.  All costs,  fees and  expenses  incurred in making or closing  the  Mortgage  Loan  and the  recording  of the  Mortgage  were  paid,  and the
                  Mortgagor  is not  entitled to any refund of any amounts  paid or due under the Mortgage
                  Note or Mortgage;

         (m)      Consolidation of Future Advances.

                  Any future  advances  made prior to the related  Cut-off  Date,  have been  consolidated with  the  outstanding  principal  amount  secured  by the  Mortgage,  and  the  secured principal  amount,  as  consolidated,  bears a single interest rate and single repayment term  reflected  on the  related  Mortgage  Loan  Schedule.  The  lien  of the  Mortgage securing the  consolidated  principal  amount is expressly  insured as having first lien priority  by a title  insurance  policy,  an  endorsement  to the  policy  insuring  the mortgagee's  consolidated  interest or by other title evidence  acceptable to Fannie Mae or  Freddie  Mac;  the  consolidated  principal  amount  does not  exceed  the  original principal  amount of the Mortgage Loan; the Seller shall not make future  advances after the related Cut-Off Date;

         (n)      Ownership.

                  The  Company  is the sole  owner of  record  and  holder  of the  Mortgage  Loan and the related  Mortgage  Note and the Mortgage  are not  assigned or pledged,  and the Company has good and  marketable  title thereto and has full right and authority to transfer and sell the  Mortgage  Loan to the  Purchaser.  The Company is  transferring  the  Mortgage
                  Loan  free  and  clear  of  any  and  all  encumbrances,   liens,   pledges,   equities,
                  participation   interests,   claims,   charges  or  security  interests  of  any  nature
                  encumbering such Mortgage Loan;

         (o)      Origination/Doing Business.

                  The Mortgage Loan was  originated by a savings and loan  association,  a savings bank, a commercial bank, a credit union, an insurance company,  or similar  institution which is supervised  and examined by a federal or state  authority or by a mortgagee  approved by the Secretary of Housing and Urban  Development  pursuant to Sections 203 and 211 of the
                  National  Housing  Act. All parties  which have had any  interest in the Mortgage  Loan, whether as  mortgagee,  assignee,  pledgee or otherwise,  are (or,  during the period in which they held and  disposed of such  interest,  were) (1) in  compliance  with any and all  applicable  licensing  requirements  of the laws of the state wherein the Mortgaged
                  Property is located,  and (2) organized  under the laws of such state,  or (3) qualified to do business in such state, or (4) federal  savings and loan  associations or national banks having principal offices in such state, or (5) not doing business in such state;

         (p)      LTV, PMI Policy.

                  Each  Mortgage  Loan has an LTV as set forth in the related  Mortgage  Loan Schedule and related  Electronic Data File.  Except as indicated on the Electronic  Data File,  those
                  Mortgage  Loans with an LTV greater  than 80% at the time of  origination,  a portion of the unpaid  principal  balance of the Mortgage Loan is and will be insured as to payment defaults  by a PMI  Policy.  If the  Mortgage  Loan is insured by a PMI Policy for which the Mortgage pays all  premiums,  the coverage will remain in place until (i) the LTV is decreased  to 78% or  (ii)  the PMI  Policy  is  otherwise  terminated  pursuant  to the
                  Homeowners  Protection  Act of 1998,  12 USC 4901,  et seq. All  provisions  of such PMI
                  Policy and LPMI Policy have been and are being complied  with,  such PMI Policy and LPMI
                  Policy is in full force and effect,  and all  premiums  due  thereunder  have been paid.
                  The Qualified  Insurer has a claims paying  ability  acceptable to Fannie Mae or Freddie
                  Mac. Any Mortgage  Loan subject to a PMI Policy  obligates  the Mortgagor or in the case of an LPMI  Policy,  obligates  the  Company,  thereunder  to maintain the PMI Policy or
                  LPMI Policy and to pay all premiums and charges in  connection  therewith.  The Mortgage
                  Interest Rate for the Mortgage  Loan as set forth on the related  Mortgage Loan Schedule is net of any such  insurance  premium.  No prior holder of the Mortgage,  including the
                  Company,  has done,  by act or  omission,  anything  which would  impair the coverage of such PMI Policy or LPMI Policy;

         (q)      Title Insurance.

                  The  Mortgage  Loan is  covered  by an ALTA  lender's  title  insurance  policy or other generally  acceptable  form of policy of insurance  acceptable  to Fannie Mae or Freddie
                  Mac,  issued by a title  insurer  acceptable  to Fannie Mae or Freddie Mac and qualified to do business in the  jurisdiction  where the Mortgaged  Property is located,  insuring the Company,  its successors and assigns,  as to the first priority lien of the Mortgage in the original  principal  amount of the Mortgage Loan,  subject only to the exceptions contained  in clauses  (1),  (2) and (3) of  Paragraph  (k) of this  Section  3.02,  and against any loss by reason of the invalidity or  unenforceability  of the lien resulting from the provisions of the Mortgage  providing for  adjustment to the Mortgage  Interest
                  Rate and  Monthly  Payment.  The  Company  is the sole  insured of such  lender's  title insurance  policy,  and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the  transactions  contemplated by this  Agreement.  No claims  have been  made  under  such  lender's  title  insurance policy,  and no prior holder of the Mortgage,  including  the Company,  has done, by act or omission,  anything which would impair the coverage of such lender's title  insurance policy;

         (r)      No Defaults.

                  There is no default,  breach,  violation  or event of  acceleration  existing  under the
                  Mortgage  or the  Mortgage  Note and no event  which,  with the  passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute  a default,
                  breach,   violation  or  event  of  acceleration,   and  neither  the  Company  nor  its
                  predecessors have waived any default, breach, violation or event of acceleration;

         (s)      No Mechanics' Liens.

                  There are no  mechanics'  or  similar  liens or claims  which  have been filed for work, labor or material (and no rights are  outstanding  that under the law could give rise to such liens)  affecting the related  Mortgaged  Property  which are or may be liens prior to,  or  equal or  coordinate  with,  the lien of the  related  Mortgage  which  are not insured against by the title insurance policy referenced in Paragraph (q) above;

         (t)      Location of Improvements; No Encroachments.

                  Except as insured  against by the title  insurance  policy  referenced  in Paragraph (q)
                  above,  all  improvements  which were  considered in determining  the Appraised Value of the Mortgaged  Property lay wholly within the boundaries and building  restriction lines of the Mortgaged  Property and no  improvements  on adjoining  properties  encroach upon the  Mortgaged  Property.  No  improvement  located  on or being  part of the  Mortgaged
                  Property is in violation of any applicable zoning law or regulation;

         (u)      Payment Terms.

                  Except with respect to the Interest Only Mortgage Loans,  principal  payments  commenced no more than 60 days after the funds  were  disbursed  to the  Mortgagor  in  connection with the  Mortgage  Loan.  The Mortgage  Loans have an original  term to maturity of not more than 30 years,  with  interest  payable in arrears on the first day of each  month.
                  As to each  adjustable  rate  Mortgage  Loan on each  applicable  Adjustment  Date,  the
                  Mortgage  Interest  Rate  will be  adjusted  to  equal  the sum of the  Index  plus  the applicable  Gross  Margin,  rounded  up or  down  to  the  nearest  multiple  of  0.125%
                  indicated by the  Mortgage  Note;  provided  that the  Mortgage  Interest  Rate will not increase  or decrease by more than 2.00% on any  Adjustment  Date,  and will in no event exceed  the  maximum  Mortgage  Interest  Rate or be  lower  than the  minimum  Mortgage
                  Interest  Rate  listed on the  Mortgage  Loan  Schedule  for such  Mortgage  Loan.  Each adjustable  rate Mortgage Note requires a monthly  payment which is  sufficient,  during the  period  prior to the first  adjustment  to the  Mortgage  Interest  Rate,  to fully amortize the outstanding  principal  balance as of the first day of such period over the then  remaining  term of such Mortgage Note and to pay interest at the related  Mortgage
                  Interest Rate;  provided however,  with respect to any Interest Only Mortgage Loans, the
                  Mortgage  Note allows a Monthly  Payment of interest only during the period prior to the first Adjustment Date and upon the first  adjustment to the Mortgage  Interest Rate, the
                  Mortgage  Note  requires a Monthly  Payment of principal  and  interest,  sufficient  to fully amortize the  outstanding  principal  balance over the then remaining term of such
                  Mortgage  Loan.  As to each  adjustable  rate  Mortgage  Loan,  if the related  Mortgage
                  Interest Rate changes on an adjustment  date,  the then  outstanding  principal  balance will be  reamortized  over the remaining  life of such  Mortgage  Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

         (v)      Customary Provisions.

                  The  Mortgage  contains  customary  and  enforceable  provisions  such as to render  the rights and  remedies of the holder  thereof  adequate  for the  realization  against the
                  Mortgaged Property of the benefits of the security provided thereby,  including,  (i) in the case of a  Mortgage  designated  as a deed of trust,  by  trustee's  sale,  and (ii)
                  otherwise by judicial  foreclosure.  There is no homestead or other exemption  available to a Mortgagor  which would  interfere with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage;

         (w)      Occupancy of the Mortgaged Property.

                  As of the date of  origination,  the  Mortgaged  Property  was lawfully  occupied  under applicable law;

         (x)      No Additional Collateral.

                  The Mortgage Note is not and has not been secured by any  collateral,  pledged  account, except as indicated on the Electronic  Data File, or other  security  except the lien of the  corresponding  Mortgage  and  the  security  interest  of any  applicable  security agreement or chattel mortgage referred to in (k) above;

         (y)      Deeds of Trust.

                  In the event the Mortgage  constitutes a deed of trust, a trustee,  duly qualified under applicable  law to serve as such,  has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or expenses  are or will  become  payable by the  Mortgagee  to the  trustee  under the deed of trust,  except in  connection  with a trustee's sale after default by the Mortgagor;

         (z)      Acceptable Investment.

                  The Company has no  knowledge of any  circumstances  or  conditions  with respect to the
                  Mortgage  Loan,  the  Mortgaged  Property,  the  Mortgagor  or  the  Mortgagor's  credit standing that can  reasonably be expected to cause  private  institutional  investors to regard the Mortgage  Loan as an  unacceptable  investment,  cause the  Mortgage  Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

         (aa)     Transfer of Mortgage Loans.

                  If the Mortgage Loan is not a MERS Mortgage Loan,  the Assignment  upon the insertion of the  name of the  assignee  and  recording  information  is in  recordable  form  and is acceptable  for  recording  under the laws of the  jurisdiction  in which the  Mortgaged
                  Property is located;

         (bb)     Mortgaged Property Undamaged.

                  The  Mortgaged  Property is  undamaged by waste,  fire,  earthquake  or earth  movement, windstorm,  flood,  tornado or other casualty so as to affect adversely the value of the
                  Mortgaged  Property as security for the Mortgage  Loan or the use for which the premises were intended;

         (cc)     Collection Practices; Escrow Deposits.

                  The  origination  and  collection  practices used with respect to the Mortgage Loan have been in accordance  with  Accepted  Servicing  Practices,  and have been in all material respects  legal and proper.  With respect to escrow  deposits and Escrow  Payments,  all such payments are in the  possession of the Company and there exist no  deficiencies  in connection  therewith for which customary  arrangements  for repayment  thereof have not been made.  All Escrow  Payments have been collected in full  compliance  with state and federal  law. No escrow  deposits or Escrow  Payments or other  charges or payments  due the Company have been capitalized under the Mortgage Note;

         (dd)     No Condemnation.

                  There is no  proceeding  pending or to the best of the  Company's  knowledge  threatened for the total or partial condemnation of the related Mortgaged Property;

         (ee)     The Appraisal.

                  The  Servicing  File  contains an appraisal  of the related  Mortgaged  Property.  As to each  Time$aver®  Mortgage  Loan, the appraisal may be from the original of the existing
                  Company-serviced  loan,  which was  refinanced  via such  Time$aver®  Mortgage Loan. The appraisal  was  conducted by an appraiser  who had no interest,  direct or indirect,  in the  Mortgaged  Property  or in  any  loan  made  on the  security  thereof;  and  whose compensation  is not affected by the approval or  disapproval  of the Mortgage Loan, and the appraisal and the appraiser  both satisfy the  applicable  requirements  of Title XI of the Financial  Institution  Reform,  Recovery,  and  Enforcement  Act of 1989 and the
                  regulations promulgated  thereunder,  all as in effect on the date the Mortgage Loan was originated;

         (ff)     Insurance.

                  The Mortgaged  Property securing each Mortgage Loan is insured by an insurer  acceptable to Fannie Mae or  Freddie  Mac  against  loss by fire and such  hazards  as are  covered under a standard extended  coverage  endorsement and such other hazards as are customary in the area where the  Mortgaged  Property  is located  pursuant to  insurance  policies conforming  to the  requirements  of Section  4.10, in an amount which is at least equal to the lesser of (a) 100% of the insurable  value,  on a replacement  cost basis, of the improvements  on the  related  Mortgaged  Property,  and  (b)  the  greater  of (i)  the outstanding  principal  balance of the  Mortgage  Loan and (ii) an amount  such that the proceeds  of such  insurance  shall be  sufficient  to prevent  the  application  to the
                  Mortgagor  or the  loss  payee  of any  coinsurance  clause  under  the  policy.  If the
                  Mortgaged  Property is a condominium  unit, it is included  under the coverage  afforded by a blanket  policy for the project.  If the  improvements  on the  Mortgaged  Property are in an area identified in the Federal  Register by the Federal  Emergency  Management
                  Agency  as  having  special  flood  hazards,   a  flood  insurance  policy  meeting  the
                  requirements of the current  guidelines of the Federal  Insurance  Administration  is in effect  with  a  generally  acceptable  insurance  carrier,  in an  amount  representing coverage  not less  than the  least of  (A) the  outstanding  principal  balance  of the
                  Mortgage  Loan,  (B) the full  insurable  value and (C) the  maximum amount of insurance which was available  under the Flood Disaster  Protection  Act of 1973, as amended.  All individual  insurance  policies  contain a standard  mortgagee clause naming the Company and its  successors and assigns as mortgagee,  and all premiums  thereon have been paid.
                  The Mortgage  obligates the Mortgagor  thereunder to maintain a hazard  insurance policy at  the  Mortgagor's  cost  and  expense,  and  on  the  Mortgagor's  failure  to do so, authorizes  the holder of the  Mortgage to obtain and  maintain  such  insurance at such
                  Mortgagor's  cost and expense,  and to seek  reimbursement  therefor from the Mortgagor.
                  The hazard  insurance policy is the valid and binding  obligation of the insurer,  is in full force and  effect,  and will be in full  force and effect and inure to the  benefit of the  Purchaser  upon  the  consummation  of the  transactions  contemplated  by  this
                  Agreement.  The Company  has not acted or failed to act so as to impair the  coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

         (gg)     Servicemembers' Civil Relief Act.

                  The  Mortgagor  has not notified  the  Company,  and the Company has no knowledge of any relief  requested or allowed to the  Mortgagor  under the  Servicemembers'  Civil Relief
                  Act, as amended;

         (hh)     No Graduated Payments or Contingent Interests.

                  The Mortgage  Loan is not a graduated  payment  mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (ii)     No Construction Loans.

                  No Mortgage Loan was made in connection with (i) the construction or  rehabilitation  of a Mortgage  Property  or (ii)  facilitating  the  trade-in  or  exchange  of a Mortgaged
                  Property  other  than  a  construction-to-permanent   loan  which  has  converted  to  a
                  permanent Mortgage Loan;

         (jj)     Underwriting.

                  Each Mortgage Loan was  underwritten in accordance with the  underwriting  guidelines of the Company,  which were in effect at the time the  Mortgage  Loan was  originated;  and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

         (kk)     Buydown Mortgage Loans.

                  With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

                  (i)      On or before the date of  origination  of such Mortgage  Loan,  the Company and the  Mortgagor,  or the Company,  the Mortgagor and the seller of the Mortgaged
                           Property  or a third  party  entered  into a  Buydown  Agreement.  The  Buydown
                           Agreement  provides that the seller of the Mortgaged  Property (or third party)
                           shall deliver to the Company  temporary Buydown Funds in an amount equal to the aggregate  undiscounted  amount of payments that,  when added to the amount the
                           Mortgagor  on such  Mortgage  Loan is  obligated  to pay on  each  Due  Date in accordance  with  the  terms  of the  Buydown  Agreement,  is equal to the full scheduled  Monthly  Payment due on such Mortgage  Loan.  The temporary  Buydown
                           Funds  enable the  Mortgagor  to qualify for the  Buydown  Mortgage  Loan.  The effective  interest  rate of a Buydown  Mortgage Loan if less than the interest rate set forth in the related  Mortgage Note will  increase  within the Buydown
                           Period as provided  in the  related  Buydown  Agreement  so that the  effective interest  rate will be equal to the  interest  rate as set forth in the related
                           Mortgage Note. The Buydown  Mortgage Loan satisfies the  requirements of Fannie
                           Mae or Freddie Mac guidelines;

                  (ii)     The Mortgage and Mortgage Note reflect the permanent  payment terms rather than the payment  terms of the Buydown  Agreement.  The Buydown  Agreement  provides for the payment by the  Mortgagor of the full amount of the Monthly  Payment on any Due Date that the Buydown Funds are  available.  The Buydown Funds were not used to reduce  the  original  principal  balance  of the  Mortgage  Loan or to increase the  Appraised  Value of the Mortgage  Property when  calculating  the
                           Loan-to-Value  Ratios for purposes of the  Agreement  and, if the Buydown Funds were  provided by the Company and if required  under  Fannie Mae or Freddie Mac guidelines,  the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

                  (iii)    The Buydown  Funds may not be refunded to the  Mortgagor  unless the  Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

                  (iv)     As of the date of  origination  of the Mortgage  Loan,  the  provisions  of the related  Buydown  Agreement  complied  with the  requirements  of Fannie Mae or
                           Freddie Mac regarding buydown agreements.

         (ll)     Delivery of Custodial Mortgage Files.

                  Any  documents  required to be delivered by the Company under this  Agreement  have been delivered  to the  Custodian.  The  Company is in  possession  of a  complete,  true and accurate Retained  Mortgage File and Custodial  Mortgage File in compliance with Exhibit
                  C hereto;

         (mm)     No Violation of Environmental Laws.

                  There is no pending action or proceeding  directly  involving any Mortgaged  Property of which the  Company is aware in which  compliance  with any  environmental  law,  rule or regulation is an issue;  and to the best of the  Company's  knowledge,  nothing  further remains  to be done to  satisfy  in full all  requirements  of each  such  law,  rule or regulation constituting a prerequisite to use and enjoyment of said property;

         (nn)     No Bankruptcy.

                  No Mortgagor was a debtor in any state or federal  bankruptcy  or insolvency  proceeding at  the  time  the  Mortgage  Loan  was  originated  and to the  best  of the  Company's knowledge,  as of the related  Closing  Date,  the Company has not received  notice that any  Mortgagor  is a  debtor  under  any  state  or  federal  bankruptcy  or  insolvency proceeding;

         (oo)     HOEPA.

                  No Mortgage Loan is a High Cost Loan or Covered Loan;

         (pp)     Cooperative Loans.

                  With respect to each Cooperative Loan:

                  (i)      The  Cooperative  Shares  are held by a  person  as a  tenant-stockholder  in a
                           Cooperative.  Each original UCC financing statement,  continuation statement or other  governmental  filing or recordation  necessary to create or preserve the perfection  and  priority  of the  first  lien  and  security  interest  in the
                           Cooperative  Loan and Proprietary  Lease has been timely and properly made. Any security  agreement,  chattel  mortgage or equivalent  document  related to the
                           Cooperative  Loan and  delivered to Purchaser  or its designee  establishes  in
                           Purchaser a valid and subsisting  perfected first lien on and security interest in the Mortgaged Property  described  therein,  and Purchaser has full right to sell and  assign the same.  The  Proprietary  Lease  term  expires no less than five  years  after the  Mortgage  Loan term or such other  term  acceptable  to
                           Fannie Mae or Freddie Mac;

                  (ii)     A  Cooperative  Lien  Search has been made by a company  competent  to make the same which  company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

                  (iii)    (a) The term of the  related  Proprietary  Lease is not less  than the terms of the Cooperative  Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the  Cooperative  Shares owned by such
                           Mortgagor  first  to  the  Cooperative;  (c)  there  is no  prohibition  in any
                           Proprietary  Lease  against  pledging the  Cooperative  Shares or assigning the
                           Proprietary  Lease;  (d) the  Cooperative  has been  created and exists in full
                           compliance  with  the   requirements   for  residential   cooperatives  in  the
                           jurisdiction  in which the Project is located and  qualifies  as a  cooperative housing  corporation  under  Section  210  of the  Code;  (e)  the  Recognition
                           Agreement is on a form published by Aztech Document Services,  Inc. or includes similar  provisions;  and (f) the Cooperative has good and marketable  title to the  Project,  and owns the  Project  either in fee simple or under a leasehold that complies with the  requirements of the Fannie Mae  Guidelines;  such title is free and clear of any adverse liens or encumbrances,  except the lien of any blanket mortgage;

(iv)     The  Company  has  the  right  under  the  terms  of the  Mortgage  Note,  Pledge  Agreement  and
                           Recognition  Agreement to pay any  maintenance  charges or assessments  owed by the Mortgagor;

(v)      Each  Stock  Power  (i)  has  all  signatures  guaranteed  or  (ii)  if all  signatures  are  not guaranteed,  then such  Cooperative  Shares  will be  transferred  by the stock transfer  agent of the  Cooperative  if the Company  undertakes  to convert the ownership of the collateral securing the related Cooperative Loan;

         (qq)     Georgia Fair Lending Act.

                  There is no Mortgage Loan that was originated on or after October 1, 2002 and before
                  March 7, 2003, which is secured by property located in the State of Georgia;

         (rr)     Methodology.

                  The  methodology  used in  underwriting  the  extension of credit for each Mortgage Loan employs objective  mathematical  principles which relate the borrower's  income,  assets and  liabilities  to the proposed  payment and such  underwriting  methodology  does not rely  on the  extent  of  the  borrower's  equity  in the  collateral  as the  principal determining  factor in approving such credit extension.  Such  underwriting  methodology confirmed  that at the time of  origination  (application/approval)  the  borrower had a reasonable ability to make timely payments on the Mortgage Loan;

(ss)     Imposition of a Premium.

                  With respect to any Mortgage Loan that contains a provision  permitting  imposition of a premium upon a prepayment  prior to maturity:  (i) the  prepayment  premium is disclosed to the  borrower in the loan  documents  pursuant to  applicable  state and federal law, and (ii)  notwithstanding  any state or federal law to the  contrary,  the Company shall recommend  that  such  prepayment  premium  is not  imposed  in any  instance  when  the mortgage  debt is  accelerated  as the  result of the  borrower's  default in making the loan payments;

(tt)     Single Premium Credit Life.

                  No Mortgagor was required to purchase any single premium credit  insurance  policy (e.g.
                  life,  disability,   accident,  unemployment  or  health  insurance  products)  or  debt cancellation  agreement  as a  condition  of  obtaining  the  extension  of  credit.  No
                  Mortgagor  obtained  a prepaid  single  premium  credit  insurance  policy  (e.g.  life, disability,  accident,  unemployment  or  health  insurance  product)  as  part  of  the origination  of the  Mortgage  Loan.  No proceeds  from any  Mortgage  Loan were used to purchase single premium credit  insurance  policies or debt  cancellation  agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

         (uu)     No Arbitration Provision.

                  With  respect to each  Mortgage  Loan,  neither  the  related  Mortgage  nor the related
                  Mortgage  Note requires the  Mortgagor to submit to  arbitration  to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

         (ww)     Credit Reporting.

                           With  respect to each  Mortgage  Loan,  the  Company  has fully  furnished,  in accordance  with  the  Fair  Credit  Reporting  Act  and its  implementing  regulations, accurate and complete  information  (i.e.  favorable  and  unfavorable)  on its borrower credit files to Equifax,  Experian and Trans Union Credit Information  Company (three of the credit repositories), on a monthly basis; and

(xx)     Illinois Interest Act.

                           Any Mortgage Loan with a Mortgaged Property in the State of Illinois complies with the Illinois Interest Act.

Section 3.03 Repurchase.

         It is understood  and agreed that the  representations  and warranties set forth in Sections 3.01 and 3.02 shall  survive the sale of the Mortgage  Loans to the  Purchaser and the delivery of the Mortgage
Loan  Documents to the  Custodian  and shall inure to the benefit of the  Purchaser,  notwithstanding  any restrictive  or qualified  endorsement  on any Mortgage Note or Assignment of Mortgage or the  examination or failure to examine any Custodial  Mortgage Files or Retained  Mortgage  File.  Upon discovery by either the Company or the  Purchaser of a breach of any of the foregoing  representations  and  warranties  which materially  and  adversely  affects the value of the Mortgage  Loans or the interest of the  Purchaser (or which  materially  and adversely  affects the  interests of Purchaser in the related  Mortgage Loan in the case of a  representation  and warranty  relating to a particular  Mortgage Loan),  the party  discovering such breach shall give prompt written notice to the other.

         Within  ninety  (90) days of the earlier of either  discovery  by or notice to the Company of any breach of a representation  or warranty which  materially and adversely  affects the value of the Mortgage
Loans, the Company shall use its best efforts  promptly to cure such breach in all material  respects and, if such breach cannot be cured,  the Company shall,  at the Purchaser's  option,  repurchase such Mortgage
Loan at the  Repurchase  Price.  In the event that a breach shall involve any  representation  or warranty set forth in  Section  3.01,  and such  breach  cannot be cured  within 90 days of the  earlier  of either discovery  by or  notice  to the  Company  of  such  breach,  all  of the  Mortgage  Loans  shall,  at the
Purchaser's  option, be repurchased by the Company at the Repurchase Price.  However,  if the breach shall involve a  representation  or warranty  set forth in Section  3.02 and the Company  discovers  or receives notice of any such breach within 120 days of the related  Closing Date, the Company  shall,  if the breach cannot be cured,  at the  Purchaser's  option and  provided  that the Company  has a Qualified  Substitute
Mortgage Loan,  rather than repurchase the Mortgage Loan as provided  above,  remove such Mortgage Loan (a
"Deleted  Mortgage  Loan") and  substitute  in its place a Qualified  Substitute  Mortgage  Loan or Loans, provided that any such  substitution  shall be effected not later than 120 days after the related  Closing
Date.  If the Company has no  Qualified  Substitute  Mortgage  Loan,  it shall  repurchase  the  deficient
Mortgage  Loan  within  ninety  (90) days of the  written  notice of the  breach or the  failure  to cure, whichever is later.  Any  repurchase of a Mortgage Loan or Loans  pursuant to the foregoing  provisions of this  Section  3.03  shall be  accomplished  by  deposit  in the  Custodial  Account  of the amount of the
Repurchase  Price for  distribution to Purchaser on the next scheduled  Remittance  Date,  after deducting therefrom  any amount  received in respect of such  repurchased  Mortgage  Loan or Loans and being held in the Custodial Account for future distribution.

         At the time of  repurchase or  substitution,  the Purchaser and the Company shall arrange for the reassignment  of the  Deleted  Mortgage  Loan  to the  Company  and the  delivery  to the  Company  of any documents  held by the  Custodian  relating to the Deleted  Mortgage  Loan.  If the Company  repurchases a
Mortgage  Loan that is a MERS  Mortgage  Loan,  the  Company  shall cause MERS to  designate  on the MERS®
System to remove the  Purchaser  as the  beneficial  holder with  respect to such  Mortgage  Loan.  In the event of a repurchase or substitution,  the Company shall,  simultaneously  with such  reassignment,  give written notice to the Purchaser that such  repurchase or substitution  has taken place,  amend the related
Mortgage Loan Schedule to reflect the withdrawal of the Deleted  Mortgage Loan from this  Agreement,  and, in the case of  substitution,  identify  a  Qualified  Substitute  Mortgage  Loan and  amend  the  related
Mortgage  Loan  Schedule  to reflect the  addition  of such  Qualified  Substitute  Mortgage  Loan to this
Agreement.  In  connection  with any such  substitution,  the  Company  shall be deemed to have made as to such Qualified  Substitute  Mortgage Loan the  representations  and warranties set forth in this Agreement except that all such  representations  and warranties set forth in this Agreement  shall be deemed made as of the date of such  substitution.  The  Company  shall  effect such  substitution  by  delivering  to the
Custodian for such Qualified  Substitute  Mortgage Loan the documents  required by Section 2.03,  with the
Mortgage Note endorsed as required by Section 2.03.  No  substitution  will be made in any calendar  month after the  Determination  Date for such month.  The Company  shall  deposit in the  Custodial  Account the
Monthly  Payment less the Servicing  Fee due on such  Qualified  Substitute  Mortgage Loan or Loans in the month  following  the  date  of  such  substitution.  Monthly  Payments  due  with  respect  to  Qualified
Substitute  Mortgage  Loans in the month of  substitution  shall be retained by the Company.  With respect to any Deleted  Mortgage loan,  distributions  to Purchaser  shall include the Monthly  Payment due on any
Deleted  Mortgage  Loan in the month of  substitution,  and the Company  shall  thereafter  be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

         For any month in which  the  Company  substitutes  a  Qualified  Substitute  Mortgage  Loan for a
Deleted  Mortgage Loan, the Company shall  determine the amount (if any) by which the aggregate  principal balance  of all  Qualified  Substitute  Mortgage  Loans as of the date of  substitution  is less  than the aggregate  Stated  Principal  Balance of all  Deleted  Mortgage  Loans  (after  application  of  scheduled principal  payments due in the month of  substitution).  The amount of such shortfall shall be distributed by the Company in the month of  substitution  pursuant to Section 5.01.  Accordingly,  on the date of such substitution,  the Company shall deposit from its own funds into the Custodial  Account an amount equal to the amount of such shortfall.

         In addition to such  repurchase  or  substitution  obligation,  the Company  shall  indemnify the
Purchaser and hold it harmless against any losses,  damages,  penalties,  fines,  forfeitures,  reasonable and necessary  legal fees and related costs,  judgments,  and other costs and expenses  resulting from any claim,  demand,  defense or  assertion  based on or grounded  upon,  or  resulting  from,  a breach of the
Company  representations  and  warranties  contained in this  Agreement.  It is understood and agreed that the  obligations  of the Company set forth in this Section 3.03 to cure,  substitute  for or  repurchase a defective  Mortgage Loan and to indemnify the  Purchaser as provided in this Section 3.03  constitute  the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

         Any  cause of  action  against  the  Company  relating  to or  arising  out of the  breach of any representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon
(i)  discovery of such breach by the  Purchaser or notice  thereof by the Company to the  Purchaser,  (ii)
failures by the Company to cure such breach or  repurchase  such  Mortgage  Loan as specified  above,  and
(iii) demand upon the Company by the Purchaser for compliance with this Agreement.

                  In the event a Mortgage Loan pays off in full on or before the related Closing Date, the Company must repay the Purchaser the difference between the Unpaid Principal Balance of such
Mortgage Loan as of the date of pay off and the Unpaid Principal Balance multiplied by the purchase price percentage adjusted, if necessary in accordance with the Commitment Letter.

                                                ARTICLE IV

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01      Company to Act as Servicer.

         The Company,  as an independent  contractor,  shall service and administer the Mortgage Loans and shall have full power and authority,  acting alone or through the  utilization of a  Subcontractor,  to do any and all things in  connection  with such  servicing  and  administration  which the  Company  may deem necessary  or  desirable,  consistent  with  the  terms of this  Agreement  and  with  Accepted  Servicing
Practices.  The Company shall be responsible for any and all acts of a  Subcontractor,  and the Company's utilization  of a  Subcontractor  shall  in no way  relieve  the  liability  of the  Company  under  this
Agreement.

         Consistent  with the terms of this Agreement,  the Company may waive,  modify or vary any term of any  Mortgage  Loan or  consent  to the  postponement  of strict  compliance  with any such term or in any manner grant  indulgence to any Mortgagor if in the Company's  reasonable and prudent  determination  such waiver,  modification,  postponement or indulgence is not materially  adverse to the Purchaser,  provided, however,  that the Company shall not make any future  advances with respect to a Mortgage Loan and (unless the  Mortgagor is in default with respect to the Mortgage  Loan or such default is, in the judgment of the
Company,  imminent and the Company has obtained the prior written  consent of the  Purchaser)  the Company shall not  permit any  modification  with  respect to any  Mortgage  Loan that would  change the  Mortgage
Interest  Rate,  defer or forgive the payment of principal  (except for actual  payments of  principal) or change  the  final  maturity  date on such  Mortgage  Loan.  In the event of any such  modification  which permits the deferral of interest or principal  payments on any Mortgage Loan,  the Company  shall,  on the
Business  Day  immediately  preceding  the  Remittance  Date in any month in which any such  principal  or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance with Section 5.03,  the  difference  between (a) such month's  principal  and one month's  interest at the
Mortgage Loan  Remittance  Rate on the unpaid  principal  balance of such Mortgage Loan and (b) the amount paid by the  Mortgagor.  The  Company  shall be entitled to  reimbursement  for such  advances to the same extent as for all other  advances made pursuant to Section 5.03.  Without  limiting the  generality of the foregoing,  the Company shall continue, and is hereby authorized and empowered,  to execute and deliver on behalf of itself and the Purchaser,  all  instruments of satisfaction  or  cancellation,  or of partial or full  release,  discharge and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged  Properties.  If  reasonably  required by the Company,  the Purchaser  shall furnish the Company with any powers of attorney and other  documents  necessary or  appropriate  to enable the Company to carry out its servicing and administrative duties under this Agreement.

         In  servicing  and  administering  the  Mortgage  Loans,  the  Company  shall  employ  procedures
(including  collection  procedures)  and exercise the same care that it customarily  employs and exercises in servicing and  administering  mortgage loans for its own account,  giving due consideration to Accepted
Servicing  Practices where such practices do not conflict with the  requirements  of this  Agreement,  and the Purchaser's reliance on the Company.

         The Company is  authorized  and  empowered by the  Purchaser,  in its own name,  when the Company believes it appropriate in its reasonable  judgment to register any Mortgage Loan on the MERS® System,  or cause the removal from the  registration  of any Mortgage Loan on the MERS® System,  with written  consent of the  Purchaser,  to  execute  and  deliver,  on behalf of the  Purchaser,  any and all  instruments  of assignment  and other  comparable  instruments  with  respect  to such  assignment  or  re-recording  of a
Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

         The Company  shall  cause to be  maintained  for each  Cooperative  Loan a copy of the  financing statements  and shall file and such  financing  statements and  continuation  statements as necessary,  in accordance  with  the  Uniform  Commercial  Code  applicable  in the  jurisdiction  in which  the  related
Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

         The Company  shall  apply any  Principal  Prepayment  on an Interest  Only  Mortgage  Loan to the
then-outstanding   principal  balance,   at  which  time  the  interest-only   payment  feature  shall  be
extinguished.  The related  Monthly  Payment  shall  thereafter  consist of both  principal  and  interest components, and the amount of such Monthly Payment shall not change prior to the next Adjustment Date.

Section 4.02      Liquidation of Mortgage Loans.

         In the event that any payment due under any Mortgage Loan and not  postponed  pursuant to Section
4.01 is not paid when the same becomes due and  payable,  or in the event the  Mortgagor  fails to perform any  other  covenant  or  obligation  under  the  Mortgage  Loan and such  failure  continues  beyond  any applicable  grace  period,  the Company shall take such action as (1) the Company would take under similar circumstances  with respect to a similar mortgage loan held for its own account for investment,  (2) shall be consistent with Accepted Servicing  Practices,  (3) the Company shall determine  prudently to be in the best  interest of  Purchaser,  and (4) is  consistent  with any related PMI Policy.  In the event that any payment due under any Mortgage Loan is not postponed  pursuant to Section 4.01 and remains  delinquent for a period of 90 days or any other default  continues  for a period of 90 days beyond the  expiration of any grace or cure period,  the Company shall commence  foreclosure  proceedings,  the Company shall notify the
Purchaser in writing of the Company's  intention to do so, and the Company shall not commence  foreclosure proceedings  if the  Purchaser  objects to such action  within three (3) Business  Days of receiving  such notice.  In the  event  the  Purchaser  objects  to such  foreclosure  action,  the  Company  shall not be required to make Monthly  Advances with respect to such Mortgage  Loan,  pursuant to Section 5.03, and the
Company's  obligation  to make such Monthly  Advances  shall  terminate on the 90th day referred to above.
In such  connection,  the  Company  shall  from its own funds  make all  necessary  and  proper  Servicing
Advances,  provided,  however,  that  the  Company  shall  not be  required  to  expend  its own  funds in connection with any  foreclosure or towards the  restoration or  preservation  of any Mortgaged  Property, unless it shall determine (a) that such  preservation,  restoration  and/or  foreclosure will increase the proceeds  of  liquidation  of the  Mortgage  Loan to  Purchaser  after  reimbursement  to itself  for such expenses  and (b) that such  expenses  will be  recoverable  by it  either  through  Liquidation  Proceeds
(respecting  which it shall have priority for purposes of withdrawals from the Custodial  Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

         Notwithstanding  anything to the contrary  contained  herein, in connection with a foreclosure or acceptance  of a deed in lieu of  foreclosure,  in the event the Company has  reasonable  cause to believe that a  Mortgaged  Property  is  contaminated  by  hazardous  or toxic  substances  or  wastes,  or if the
Purchaser  otherwise requests an environmental  inspection or review of such Mortgaged  Property,  such an inspection  or review  is to be  conducted  by a  qualified  inspector.  The cost for such  inspection  or review shall be borne by the Purchaser.  Upon  completion of the  inspection or review,  the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

         After  reviewing the  environmental  inspection  report,  the Purchaser  shall  determine how the
Company  shall  proceed  with  respect  to the  Mortgaged  Property.  In the event  (a) the  environmental inspection  report indicates that the Mortgaged  Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser  directs the Company to proceed with  foreclosure  or acceptance of a deed in lieu of  foreclosure,  the Company shall be reimbursed for all reasonable  costs  associated  with such foreclosure or acceptance of a deed in lieu of foreclosure and any related  environmental  clean up costs, as applicable,  from the related Liquidation  Proceeds, or if the Liquidation Proceeds are insufficient to fully  reimburse  the  Company,  the  Company  shall be  entitled  to be  reimbursed  from  amounts in the
Custodial  Account  pursuant to Section 4.05 hereof.  In the event the  Purchaser  directs the Company not to  proceed  with  foreclosure  or  acceptance  of a deed in lieu of  foreclosure,  the  Company  shall be reimbursed  for all  Servicing  Advances  made with  respect to the related  Mortgaged  Property  from the
Custodial Account pursuant to Section 4.05 hereof.

Section 4.03      Collection of Mortgage Loan Payments.

         Continuously  from the related  Cut-off  Date until the  principal  and  interest on all Mortgage
Loans are paid in full,  the Company  shall  proceed  diligently to collect all payments due under each of the  Mortgage  Loans  when  the  same  shall  become  due and  payable  and  shall  take  special  care in ascertaining  and estimating  Escrow  Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property,  to the end that the installments  payable by the
Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04      Establishment of and Deposits to Custodial Account.

         The Company  shall  segregate and hold all funds  collected  and received  pursuant to a Mortgage
Loan  separate  and apart from any of its own funds and general  assets and shall  establish  and maintain one or more  Custodial  Accounts,  in the form of time  deposit or demand  accounts,  titled  "Wells Fargo
Bank,  N.A. in trust for the  Purchaser  and/or  subsequent  purchasers  of  Mortgage  Loans - P & I." The
Custodial  Account shall be  established  with a Qualified  Depository.  Upon request of the Purchaser and within ten (10) days thereof,  the Company shall provide the Purchaser  with written  confirmation  of the existence of such Custodial  Account.  Any funds  deposited into the Custodial  Account shall at all times be insured to the fullest  extent  allowed by applicable  law.  Funds  deposited in the Custodial  Account may be drawn on by the Company in accordance with Section 4.05.

         The Company  shall  deposit in the  Custodial  Account  within one (1)  Business Day of Company's receipt,  and retain therein,  the following  collections received by the Company and payments made by the
Company  after the related  Cut-off  Date,  other than payments of principal and interest due on or before the related  Cut-off Date,  or received by the Company prior to the related  Cut-off Date but allocable to a period subsequent thereto:

         (i)      all  payments on account of principal on the Mortgage  Loans,  including  all  Principal
                  Prepayments;

         (ii)     all  payments on account of  interest on the  Mortgage  Loans  adjusted to the  Mortgage
                  Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv)     all Insurance  Proceeds  including amounts required to be deposited  pursuant to Section
                  4.10  (other  than  proceeds  to be  held  in the  Escrow  Account  and  applied  to the restoration  or repair  of the  Mortgaged  Property  or  released  to the  Mortgagor  in accordance with Section 4.14), Section 4.11 and Section 4.15;

         (v)      all  Condemnation  Proceeds  which are not applied to the  restoration  or repair of the
                  Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

         (vi)     any amount required to be deposited in the Custodial  Account  pursuant to Section 4.01,
                  5.03, 6.01 or 6.02;

         (vii)    any amounts  payable in connection  with the repurchase of any Mortgage Loan pursuant to
                  Section  3.03 and all amounts  required  to be  deposited  by the Company in  connection with  a  shortfall  in  principal  amount  of any  Qualified  Substitute  Mortgage  Loan pursuant to Section 3.03;

         (viii)   with respect to each  Principal  Prepayment  an amount (to be paid by the Company out of its  funds)  which,  when  added  to all  amounts  allocable  to  interest  received  in connection with the Principal  Prepayment,  equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

         (ix)     any  amounts  required  to be  deposited  by the  Company  pursuant  to Section  4.11 in connection with the deductible clause in any blanket hazard insurance policy;

         (x)      any  amounts  received  with  respect  to or  related  to any REO  Property  and all REO
                  Disposition Proceeds pursuant to Section 4.16; and

         (xi)     an amount from the  Subsidy  Account  that when added to the  Mortgagor's  payment  will equal the full monthly amount due under the related Mortgage Note.

         The foregoing  requirements for deposit into the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited by the  Company  into the  Custodial  Account.  Any  interest  paid on funds  deposited  in the  Custodial
Account by the  depository  institution  shall accrue to the benefit of the Company and the Company  shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05      Permitted Withdrawals From Custodial Account.

         The  Company  shall,  from  time to time,  withdraw  funds  from the  Custodial  Account  for the following purposes:

        (i)       to make  payments to the  Purchaser  in the amounts  and in the manner  provided  for in
                  Section 5.01;

        (ii)      to  reimburse  itself for  Monthly  Advances  of the  Company's  funds made  pursuant to
                  Section 5.03, the Company's  right to reimburse  itself  pursuant to this subclause (ii)
                  being  limited to amounts  received on the related  Mortgage Loan which  represent  late payments of principal  and/or  interest  respecting  which any such advance was made, it being  understood  that,  in the case of any such  reimbursement,  the  Company's  right thereto  shall be prior to the rights of  Purchaser,  except that,  where the Company is required to repurchase a Mortgage  Loan pursuant to Section 3.03 or 6.02,  the Company's right to such  reimbursement  shall be subsequent to the payment to the Purchaser of the
                  Repurchase  Price  pursuant to such sections and all other  amounts  required to be paid to the Purchaser with respect to such Mortgage Loan;

        (iii)     to reimburse itself for unreimbursed  Servicing  Advances,  and for any unpaid Servicing
                  Fees, the Company's  right to reimburse  itself  pursuant to this  subclause  (iii) with
                  respect  to  any  Mortgage   Loan  being  limited  to  related   Liquidation   Proceeds,
                  Condemnation  Proceeds,  Insurance  Proceeds and such other  amounts as may be collected by the Company from the Mortgagor or otherwise  relating to the Mortgage  Loan, it being understood  that, in the case of any such  reimbursement,  the  Company's  right thereto shall be prior to the rights of  Purchaser,  except  that where the  Company is required to  repurchase  a Mortgage  Loan  pursuant  to Section  3.03 or 6.02,  in which case the
                  Company's  right  to such  reimbursement  shall  be  subsequent  to the  payment  to the
                  Purchaser  of the  Repurchase  Price  pursuant to such  sections  and all other  amounts required  to be  paid  to the  Purchaser  with  respect  to  such  Mortgage  Loan.  Upon
                  Purchaser's  request, the Company shall provide  documentation  supporting the Company's
                  Servicing Advances;

        (iv)      to pay itself interest on funds deposited in the Custodial Account;

        (v)       to reimburse  itself for expenses  incurred and  reimbursable  to it pursuant to Section
                  8.01;

        (vi)      to pay any  amount  required  to be paid  pursuant  to Section  4.16  related to any REO
                  Property,  it being  understood  that, in the case of any such expenditure or withdrawal related to a particular  REO  Property,  the amount of such  expenditure  or  withdrawal from the  Custodial  Account  shall be limited  to  amounts on deposit in the  Custodial
                  Account with respect to the related REO Property;

        (vii)     to reimburse  itself for any Servicing  Advances or REO expenses  after  liquidation  of the Mortgaged Property not otherwise reimbursed above;

        (viii)    to remove funds inadvertently placed in the Custodial Account by the Company; and

        (ix)      to clear and terminate the Custodial Account upon the termination of this Agreement.

         In the event that the  Custodial  Account is  interest  bearing,  on each  Remittance  Date,  the
Company shall withdraw all funds from the Custodial  Account  except for those amounts which,  pursuant to
Section 5.01,  the Company is not  obligated to remit on such  Remittance  Date.  The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06      Establishment of and Deposits to Escrow Account.

         The Company  shall  segregate and hold all funds  collected  and received  pursuant to a Mortgage
Loan  constituting  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish  and  maintain  one or more  Escrow  Accounts,  in the  form of time  deposit  or  demand accounts,  titled,  "Wells Fargo Bank,  N.A., in trust for the Purchaser and/or  subsequent  purchasers of
Residential  Mortgage  Loans,  and various  Mortgagors - T & I." The Escrow  Accounts shall be established with a Qualified  Depository,  in a manner which shall provide  maximum  available  insurance  thereunder.
Upon request of the Purchaser  and within ten (10) days  thereof,  the Company shall provide the Purchaser with  written  confirmation  of the  existence  of such  Escrow  Account.  Funds  deposited  in the Escrow
Account may be drawn on by the Company in accordance with Section 4.07.

         The Company  shall  deposit in the Escrow  Account or Accounts  within one (1)  Business  Days of
Company's receipt, and retain therein:

         (i)      all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the purpose of effecting  timely  payment  of any  such  items  as  required  under  the  terms of this
                  Agreement;

         (ii)     all amounts  representing  Insurance  Proceeds or Condemnation  Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

         (iii)    all payments on account of Buydown Funds.

         The Company shall make  withdrawals  from the Escrow  Account only to effect such payments as are required  under this  Agreement,  as set forth in Section  4.07.  The Company  shall be entitled to retain any interest  paid on funds  deposited in the Escrow  Account by the  depository  institution,  other than interest on escrowed  funds required by law to be paid to the  Mortgagor.  To the extent  required by law, the  Company  shall pay  interest  on  escrowed  funds to the  Mortgagor  notwithstanding  that the Escrow
Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account or Accounts may be made by the Company only:

         (i)      to effect timely payments of ground rents,  taxes,  assessments,  water rates,  mortgage insurance  premiums,  condominium  charges,  fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

         (ii)     to reimburse  the Company for any  Servicing  Advances  made by the Company  pursuant to
                  Section 4.08 with respect to a related  Mortgage  Loan,  but only from amounts  received on the  related  Mortgage  Loan which  represent  late  collections  of Escrow  Payments thereunder;

         (iii)    to  refund to any  Mortgagor  any funds  found to be in excess of the  amounts  required under the terms of the related Mortgage Loan;

         (iv)     for transfer to the Custodial  Account and  application to reduce the principal  balance of the Mortgage Loan in accordance  with the terms of the related  Mortgage and Mortgage
                  Note;

         (v)      for  application to restoration or repair of the Mortgaged  Property in accordance  with the procedures outlined in Section 4.14;

         (vi)     to pay to the  Company,  or any  Mortgagor  to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii)    to remove funds inadvertently placed in the Escrow Account by the Company;

         (viii)   to remit to Purchaser payments on account of Buydown Funds as applicable; and

         (ix)     to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08      Payment of Taxes, Insurance and Other Charges.

         With respect to each Mortgage Loan, the Company shall maintain  accurate  records  reflecting the status of ground rents, taxes,  assessments,  water rates, sewer rents, and other charges which are or may become a lien upon the  Mortgaged  Property  and the  status of PMI  Policy  premiums  and fire and hazard insurance  coverage  and shall  obtain,  from time to time,  all bills  for the  payment  of such  charges
(including  renewal  premiums)  and shall  effect  payment  thereof  prior to the  applicable  penalty  or termination  date,  employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Company in amounts  sufficient for such purposes,  as allowed under the terms of the Mortgage.  The Company  assumes full  responsibility  for the timely payment of all such bills and shall effect timely payment of all such charges  irrespective of each Mortgagor's  faithful performance  in the  payment of same or the  making of the Escrow  Payments,  and the  Company  shall make advances from its own funds to effect such payments.

Section 4.09      Protection of Accounts.

         The Company may transfer the Custodial  Account,  the Subsidy  Account or the Escrow Account to a
different Qualified Depository from time to time with prior written notice to Purchaser.

Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained  for each Mortgage Loan hazard  insurance  such that all buildings  upon the Mortgaged  Property are insured by an insurer  acceptable to Fannie Mae or Freddie Mac against loss by fire,  hazards of extended  coverage and such other  hazards as are  customary in the area where the  Mortgaged  Property is located,  in an amount which is at least equal to the lesser of (i) 100%
of the  insurable  value,  on a  replacement  cost basis,  of the  improvements  on the related  Mortgaged
Property,  and (ii) the greater of (a) the outstanding  principal  balance of the Mortgage Loan and (b) an amount such that the proceeds of such  insurance  shall be  sufficient to prevent the  application  to the
Mortgagor or the loss payee of any coinsurance  clause under the policy.  In the event a hazard  insurance policy shall be in danger of being  terminated,  or in the event the insurer  shall cease to be acceptable to Fannie Mae or Freddie  Mac, the Company  shall  notify the  Purchaser  and the related  Mortgagor,  and shall use its best efforts,  as permitted by applicable  law, to obtain from another  qualified  insurer a replacement  hazard insurance policy  substantially and materially similar in all respects to the original policy.  In no event,  however,  shall a Mortgage Loan be without a hazard  insurance  policy at any time, subject only to Section 4.11 hereof.

         If upon origination of the Mortgage Loan, the related  Mortgaged  Property was located in an area identified  by the Flood  Emergency  Management  Agency as having  special  flood  hazards (and such flood insurance  has been made  available) a flood  insurance  policy  meeting the  requirements  of the current guidelines of the Federal  Insurance  Administration  is in effect with a generally  acceptable  insurance carrier  acceptable to Fannie Mae or Freddie Mac in an amount  representing  coverage  equal to the lesser of (i) the minimum amount required,  under the terms of coverage,  to compensate for any damage or loss on a  replacement  cost basis (or the unpaid  balance of the  mortgage if  replacement  cost  coverage is not available for the type of building  insured) and (ii) the maximum  amount of insurance  which is available under the Flood  Disaster  Protection  Act of 1973,  as  amended.  If at any time  during  the term of the
Mortgage  Loan, the Company  determines in accordance  with  applicable  law that a Mortgaged  Property is located in a special  flood  hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973,  as  amended,  the Company shall notify the related  Mortgagor that the Mortgagor must obtain such flood insurance  coverage,  and if said Mortgagor  fails to obtain the required flood insurance  coverage  within  forty-five (45) days after such  notification,  the  Company  shall  immediately  force place the  required  flood  insurance  on the
Mortgagor's behalf, as permitted by applicable law.

         If a Mortgage is secured by a unit in a  condominium  project,  the Company shall verify that the coverage required of the owner's association,  including hazard, flood, liability,  and fidelity coverage, is being maintained in accordance with then current Fannie Mae  requirements,  and secure from the owner's association  its agreement to notify the Company  promptly of any change in the  insurance  coverage or of any  condemnation or casualty loss that may have a material effect on the value of the Mortgaged  Property as security.

         In the event that any  Purchaser  or the Company  shall  determine  that the  Mortgaged  Property should be insured  against  loss or damage by hazards and risks not covered by the  insurance  required to be maintained by the Mortgagor  pursuant to the terms of the Mortgage,  the Company shall  communicate and consult  with the  Mortgagor  with  respect to the need for such  insurance  and bring to the  Mortgagor's attention  the  required  amount of coverage for the  Mortgaged  Property  and if the  Mortgagor  does not obtain such coverage, the Company shall immediately force place the required coverage on the Mortgagor'.

         All policies  required  hereunder shall name the Company as loss payee and shall be endorsed with standard or union  mortgagee  clauses,  without  contribution,  which  shall  provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

         The Company shall not interfere with the  Mortgagor's  freedom of choice in selecting  either his insurance  carrier or agent,  provided,  however,  that the  Company  shall not accept any such  insurance policies from insurance  companies  unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the  jurisdiction in which the Mortgaged  Property is located.  The Company shall  determine that such policies  provide  sufficient  risk coverage and amounts,  that they insure the property owner, and that they properly describe the property address.

         Pursuant to Section 4.04,  any amounts  collected by the Company  under any such policies  (other than  amounts to be  deposited  in the Escrow  Account  and  applied to the  restoration  or repair of the related  Mortgaged  Property,  or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor,  in accordance with the Company's  normal  servicing  procedures as specified in Section
4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11      Maintenance of Mortgage Impairment Insurance.

         In the event that the  Company  shall  obtain  and  maintain a blanket  policy  insuring  against losses arising from fire and hazards covered under extended  coverage on all of the Mortgage Loans,  then, to the extent  such  policy  provides  coverage  in an amount  equal to the amount  required  pursuant  to
Section 4.10 and otherwise  complies with all other  requirements  of Section 4.10, it shall  conclusively be deemed to have  satisfied its  obligations  as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket  policy as deemed  necessary  by the Company in  accordance  with  Accepted
Servicing  Practices.  Any amounts  collected by the Company under any such policy  relating to a Mortgage
Loan shall be deposited in the  Custodial  Account  subject to withdrawal  pursuant to Section 4.05.  Such policy may  contain a  deductible  clause,  in which  case,  in the event  that there  shall not have been maintained on the related  Mortgaged  Property a policy  complying with Section 4.10, and there shall have been a loss which would have been  covered by such  policy,  the Company  shall  deposit in the  Custodial
Account at the time of such loss the amount not  otherwise  payable  under the blanket  policy  because of such  deductible  clause,  such amount to be deposited  from the Company's  funds,  without  reimbursement therefor.  Upon request of the  Purchaser,  the Company  shall cause to be  delivered to such  Purchaser a certificate  of insurance and a statement from the insurer  thereunder  that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

Section 4.12      Maintenance of Fidelity Bond and Errors and Omissions Insurance.

         The Company shall maintain with  responsible  companies,  at its own expense,  a blanket Fidelity
Bond and an Errors and Omissions  Insurance  Policy,  with broad  coverage on all  officers,  employees or other Persons acting in any capacity  requiring such Persons to handle funds,  money,  documents or papers relating to the Mortgage  Loans  ("Company  Employees").  Any such  Fidelity Bond and Errors and Omissions
Insurance  Policy shall be in the form of the Mortgage  Banker's Blanket Bond and shall protect and insure the Company  against losses,  including  forgery,  theft,  embezzlement,  fraud,  errors and omissions and negligent acts of such Company  Employees.  Such Fidelity Bond and Errors and Omissions  Insurance  Policy
also shall protect and insure the Company  against losses in connection  with the release or  satisfaction of a Mortgage  Loan without  having  obtained  payment in full of the  indebtedness  secured  thereby.  No provision of this Section 4.12  requiring  such Fidelity Bond and Errors and  Omissions  Insurance  Policy
shall  diminish or relieve the Company  from its duties and  obligations  as set forth in this  Agreement.
The minimum  coverage  under any such bond and  insurance  policy  shall be with a company  acceptable  to
Fannie  Mae or  Freddie  Mac and in  amounts at least  equal to the  amounts  acceptable  to Fannie Mae or
Freddie  Mac.  Upon the  request  of any  Purchaser,  the  Company  shall  cause to be  delivered  to such
Purchaser  a certified  true copy of such  fidelity  bond and  insurance  policy and a statement  from the surety and the insurer that such  fidelity  bond and  insurance  policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 4.13      Inspections.

         If any Mortgage Loan is more than 60 days delinquent,  the Company  immediately shall inspect the
Mortgaged  Property and shall  conduct  subsequent  inspections  in  accordance  with  Accepted  Servicing
Practices  or as may be  required by the  primary  mortgage  guaranty  insurer.  The Company  shall keep a record of each such inspection and shall provide the Purchaser with copies of such upon request.

Section 4.14      Restoration of Mortgaged Property.

         The Company  need not obtain the  approval of the  Purchaser  prior to  releasing  any  Insurance
Proceeds or  Condemnation  Proceeds to the  Mortgagor  to be applied to the  restoration  or repair of the
Mortgaged  Property  if such  release is in  accordance  with  Accepted  Servicing  Practices.  For claims greater than $15,000,  at a minimum the Company  shall comply with the following  conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

         (i)     the  Company  shall  receive  satisfactory  independent  verification  of  completion  of repairs and issuance of any required approvals with respect thereto;

         (ii)    the Company  shall take all steps  necessary  to preserve the priority of the lien of the
                 Mortgage,  including,  but not limited to requiring  waivers  with respect to  mechanics'
                 and materialmen's liens;

         (iii)   the Company shall verify that the Mortgage Loan is not in default; and

         (iv)    pending  repairs or  restoration,  the  Company  shall  place the  Insurance  Proceeds or
                 Condemnation Proceeds in the Escrow Account.

         If the  Purchaser  is named as an  additional  loss  payee,  the Company is hereby  empowered  to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15      Maintenance of PMI Policy; Claims.

         Each  Mortgage Loan has an LTV as indicated on the Mortgage  Loan  Schedule and  Electronic  Data
File.  Except as indicated on the  Electronic  Data File,  with respect to each  Mortgage Loan with an LTV in  excess  of 80% at the time of  origination,  the  Company  shall,  without  any cost to the  Purchaser maintain  or cause the  Mortgagor  to  maintain  in full  force  and  effect a PMI  Policy or LPMI  Policy insuring a portion of the unpaid  principal  balance of the Mortgage Loan as to payment  defaults.  If the
Mortgage  Loan is insured by a PMI Policy for which the  Mortgagor  pays all  premiums,  the coverage will remain  in place  until  (i) the LTV  decreases  to 78% or (ii) the PMI  Policy  is  otherwise  terminated pursuant  to the  Homeowners  Protection  Act of 1998,  12 USC 4901,  et seq.  In the event  that such PMI
Policy  shall be  terminated  other than as  required  by law,  the  Company  shall  obtain  from  another
Qualified Insurer a comparable  replacement  policy, with a total coverage equal to the remaining coverage of such  terminated PMI Policy.  If the insurer shall cease to be a Qualified  Insurer,  the Company shall determine  whether  recoveries under the PMI Policy and LPMI Policy are jeopardized for reasons related to the financial  condition of such insurer,  it being understood that the Company shall in no event have any responsibility  or  liability  for any  failure  to recover  under the PMI Policy or LPMI  Policy for such reason.  If the Company  determines that recoveries are so jeopardized,  it shall notify the Purchaser and the Mortgagor,  if required,  and obtain from another  Qualified  Insurer a replacement  insurance policy.
The Company shall not take any action which would result in  noncoverage  under any  applicable PMI Policy or LPMI  Policy  of any  loss  which,  but  for  the  actions  of the  Company  would  have  been  covered thereunder.  In connection  with any assumption or  substitution  agreement  entered into or to be entered into  pursuant  to Section  6.01,  the Company  shall  promptly  notify the insurer  under the related PMI
Policy or LPMI Policy,  if any, of such  assumption or  substitution  of liability in accordance  with the terms of such PMI Policy or LPMI Policy and shall take all actions  which may be required by such  insurer as a condition to the  continuation  of coverage under such PMI Policy or LPMI Policy.  If such PMI Policy is terminated  as a result of such  assumption or  substitution  of liability,  the Company shall obtain a replacement PMI Policy or LPMI Policy as provided above.

         In connection  with its  activities as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the  insurer  under any PMI Policy in a timely  fashion in accordance  with the  terms of such PMI  Policy  and,  in this  regard,  to take  such  action as shall be necessary to permit  recovery  under any PMI Policy  respecting  a defaulted  Mortgage  Loan.  Pursuant to
Section  4.04,  any  amounts  collected  by the Company  under any PMI Policy  shall be  deposited  in the
Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16      Title, Management and Disposition of REO Property.

         In the event that title to any Mortgaged  Property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser,  or in the event the  Purchaser is not  authorized or permitted to hold title to real property in the state where the
REO Property is located,  or would be adversely  affected  under the "doing  business" or tax laws of such state by so holding  title,  the deed or  certificate of sale shall be taken in the name of such Person or
Persons as shall be consistent  with an Opinion of Counsel  obtained by the Company from any attorney duly licensed to practice  law in the state where the REO  Property is located.  The Person or Persons  holding such  title  other  than the  Purchaser  shall  acknowledge  in  writing  that such title is being held as nominee for the Purchaser.

         The  Purchaser  shall  have the  option to manage  and  operate  the REO  Property  provided  the
Purchaser  gives written  notice of its intention to do so within thirty (30) days after such REO Property is acquired in  foreclosure  or by deed in lieu of  foreclosure.  The election by the  Purchaser to manage the REO Property  shall not  constitute  a  termination  of any rights of the Company  pursuant to Section
11.02.  Upon the  Company's  receipt of such  written  notice,  it shall be relived of any  obligation  to manage,  conserve,  protect,  operate,  dispose or sell the Mortgaged  Property for the Purchaser,  or its designee.  All such  duties  will  become  the  obligation  of the  Purchaser,  or its  designee.  In such connection,  upon the Mortgaged Property being acquired on behalf of the Purchaser,  or its designee,  the
Company shall fully cooperate with Purchaser to transfer  management of the REO Property to Purchaser,  or its designee,  and shall  immediately  submit a statement of expenses to the  Purchaser for  reimbursement
within  30  days  for  all  Monthly  Advances  and  Servicing  Advances.   If  Company  does  not  receive
reimbursement  of such  expenses  from the  Purchaser  within the 30-days of the  statement  of  expenses,
Company shall be permitted to withdraw such amount from the Custodial Account pursuant to Section 4.05.

         In the event the Purchaser  does not elect to manage an REO  Property,  the Company shall manage, conserve and protect the related REO Property for the  Purchaser.  The Company,  either  itself or through an agent  selected  by the  Company,  shall  manage the REO  Property  in the same manner that it manages, conserves,  protects and operates other  foreclosed  property for its own account,  and in the same manner that similar  property in the same  locality as the REO Property is managed.  The Company shall attempt to sell the same  (and may  temporarily  rent the same for a period  not  greater  than one  year,  except as otherwise  provided  below) on such terms and  conditions  as the Company deems to be in the best interest of the Purchaser.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall  sell such REO  Property  in any  event  within  one year  after  title  has been  taken to such REO
Property,  unless (i) a REMIC election has not been made with respect to the  arrangement  under which the
Mortgage  Loans and the REO Property are held, and (ii) the Company  determines,  and gives an appropriate notice to the Purchaser to such effect,  that a longer period is necessary for the orderly  liquidation of such REO  Property.  If a period  longer than one year is permitted  under the  foregoing  sentence and is necessary  to sell any REO  Property,  (i) the Company  shall  report  monthly to the  Purchaser as to the progress  being made in selling such REO Property and (ii) if, with the written  consent of the Purchaser, a purchase money mortgage is taken in connection  with such sale,  such purchase money mortgage shall name the Company as mortgagee,  and such purchase money mortgage shall not be held pursuant to this  Agreement, but instead a separate  participation  agreement  among the Company and  Purchaser  shall be entered  into with respect to such purchase money mortgage.

         The Company  shall also  maintain on each REO Property  fire and hazard  insurance  with extended coverage in amount which is at least equal to the maximum  insurable value of the  improvements  which are a part of such property,  liability  insurance and, to the extent  required and available  under the Flood
Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

         The  disposition  of REO  Property  shall be carried out by the  Company at such price,  and upon such  terms and  conditions,  as the  Company  deems to be in the best  interests  of the  Purchaser.  The proceeds of sale of the REO Property  shall be promptly  deposited in the  Custodial  Account.  As soon as practical  thereafter the expenses of such sale shall be paid and the Company shall  reimburse  itself for any related  unreimbursed  Servicing  Advances,  unpaid  Servicing  Fees and  unreimbursed  advances  made pursuant to Section 5.03. On the Remittance Date  immediately  following the Principal  Prepayment  Period in which such sale  proceeds are received the net cash  proceeds of such sale  remaining in the  Custodial
Account shall be distributed to the Purchaser.

         The Company  shall  withdraw the  Custodial  Account  funds  necessary  for the proper  operation management and  maintenance of the REO Property,  including the cost of maintaining  any hazard  insurance pursuant to Section 4.10 and the fees of any managing  agent of the Company,  or the Company  itself.  The
Company shall make monthly  distributions  on each  Remittance  Date to the Purchaser of the net cash flow from the REO  Property  (which  shall  equal the  revenues  from  such REO  Property  net of the  expenses described in the Section 4.16 and of any reserves  reasonably  required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17      Real Estate Owned Reports.

         Together with the  statement  furnished  pursuant to Section  5.02,  the Company shall furnish to the  Purchaser on or before the  Remittance  Date each month a statement  with respect to any REO Property covering  the  operation  of such REO  Property  for the  previous  month  and the  Company's  efforts  in connection  with the sale of such REO Property and any rental of such REO Property  incidental to the sale thereof for the previous  month.  That statement  shall be  accompanied  by such other  information as the
Purchaser shall reasonably request.

Section 4.18      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser pursuant  to a deed in lieu of  foreclosure,  the Company  shall  submit to the  Purchaser  a  liquidation report with respect to such Mortgaged Property.

Section 4.19      Reports of Foreclosures and Abandonments of Mortgaged Property.

         Following  the  foreclosure  sale or  abandonment  of any Mortgaged  Property,  the Company shall report such  foreclosure  or  abandonment  as required  pursuant to Section 6050J of the Code. The Company shall file  information  reports with respect to the receipt of mortgage  interest  received in a trade or business and information  returns  relating to  cancellation  of  indebtedness  income with respect to any
Mortgaged  Property as required by the Code.  Such reports  shall be in form and  substance  sufficient to meet the reporting requirements imposed by the Code.

Section 4.20      Application of Buydown Funds.

         With respect to each Buydown  Mortgage  Loan,  the Company shall have  deposited  into the Escrow
Account,  no later  than the last day of the  month,  Buydown  Funds in an amount  equal to the  aggregate undiscounted  amount of payments  that,  when added to the amount the  Mortgagor on such  Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown  Agreement,  is equal to the full  scheduled  Monthly  Payments  which are required to be paid by the Mortgagor  under the terms of the related  Mortgage Note (without regard to the related  Buydown  Agreement as if the Mortgage Loan were not subject to the terms of the Buydown  Agreement).  With respect to each Buydown  Mortgage Loan, the Company will  distribute to the Purchaser on each  Remittance  Date an amount of Buydown Funds equal to the amount that,  when added to the amount  required  to be paid on such date by the related  Mortgagor,  pursuant to and in  accordance  with the  related  Buydown  Agreement,  equals  the full  Monthly  Payment  that would otherwise be required to be paid on such  Mortgage  Loan by the related  Mortgagor  under the terms of the related  Mortgage  Note (as if the Mortgage Loan were not a Buydown  Mortgage  Loan and without  regard to the related Buydown Agreement).

         If the  Mortgagor on a Buydown  Mortgage  Loan  defaults on such Mortgage Loan during the Buydown
Period and the Mortgaged  Property securing such Buydown Mortgage Loan is sold in the liquidation  thereof
(either by the Company or the insurer under any related  Primary  Insurance  Policy) the Company shall, on the Remittance Date following the date upon which  Liquidation  Proceeds or REO  Disposition  proceeds are received  with respect to any such Buydown  Mortgage  Loan,  distribute  to the  Purchaser  all  remaining
Buydown  Funds for such  Mortgage  Loan then  remaining  in the Escrow  Account.  Pursuant to the terms of each Buydown  Agreement,  any amounts  distributed  to the  Purchaser  in  accordance  with the  preceding sentence  will be applied to reduce the  outstanding  principal  balance of the related  Buydown  Mortgage
Loan. If a Mortgagor on a Buydown  Mortgage  Loan prepays such  Mortgage  Loan in its entirety  during the related  Buydown  Period,  the Company shall be required to withdraw  from the Escrow  Account any Buydown
Funds  remaining in the Escrow Account with respect to such Buydown  Mortgage Loan in accordance  with the related  Buydown  Agreement.  If a principal  prepayment by a Mortgagor on a Buydown  Mortgage Loan during the related Buydown  Period,  together with any Buydown Funds then remaining in the Escrow Account related to such Buydown  Mortgage  Loan,  would result in a principal  prepayment of the entire  unpaid  principal balance of the Buydown  Mortgage  Loan,  the Company shall  distribute to the Purchaser on the  Remittance
Date  occurring  in the month  immediately  succeeding  the month in which such  Principal  Prepayment  is received,  all Buydown Funds related to such  Mortgage Loan so remaining in the Escrow  Account,  together with any amounts required to be deposited into the Custodial Account.

Section 4.21      Notification of Adjustments.

         With  respect to each  adjustable  rate  Mortgage  Loan,  the Company  shall  adjust the Mortgage
Interest  Rate on the related  Interest  Rate  Adjustment  Date in  compliance  with the  requirements  of applicable  law and the related  Mortgage and Mortgage  Note.  The Company  shall  execute and deliver any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and
Mortgage  regarding  the Mortgage  Interest  Rate  adjustments.  Upon the  discovery by the Company or the receipt of notice from the  Purchaser  that the Company has failed to adjust a Mortgage  Interest  Rate in accordance  with the terms of the related  Mortgage  Note,  the Company shall  immediately  deposit in the
Custodial  Account from its own funds the amount of any  interest  loss or deferral  caused the  Purchaser thereby.

Section 4.22      Confidentiality/Protection of Customer Information.

         The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the
Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616
(the "Interagency Guidelines"), if applicable.  For purposes of this Section 4.22, the term "Customer
Information" shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.23      Fair Credit Reporting Act

         The Company,  in its capacity as servicer for each Mortgage  Loan,  agrees to fully  furnish,  in accordance  with the Fair Credit  Reporting Act and its  implementing  regulations,  accurate and complete information  (e.g.,  favorable  and  unfavorable)  on its borrower  credit files to Equifax,  Experian and
Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.
Section 4.24      Establishment of and Deposits to Subsidy Account.

         The Company shall  segregate and hold all Subsidy Funds  collected and received  pursuant to the
Subsidy  Loans  separate and apart from any of its own funds and general  assets and shall  establish and maintain one or more Subsidy  Accounts,  in the form of time deposit or demand  accounts,  titled  "Wells
Fargo Bank, N.A., in trust for the Purchaser,  its successors or assigns, and/or subsequent purchasers of residential  Mortgage Loans,  and various  Mortgagors."  The Subsidy Account shall be an eligible deposit account established with an eligible institution.

         The Company shall, from time to time,  withdraw funds from the Subsidy Account for the following purposes:

                  (i)      to deposit in the Custodial Account in the amounts and in the manner provided for in Section 4.04(xi);

                  (ii)     to transfer funds to another eligible institution in accordance with Section
                           4.09 hereof;

                  (iii)    to withdraw funds deposited in error; and

                  (iv)     to clear and terminate the Subsidy Account upon the termination of this
                           Agreement.
         Notwithstanding  anything to the contrary  elsewhere in this  Agreement,  the Company may employ the Escrow  Account as the Subsidy  Account to the extent that the Company can  separately  identify  any
Subsidy Funds deposited therein.

Section 4.25      Use of Subservicers and Subcontractors.

         The Company shall not hire or otherwise  utilize the services of any  Subservicer  to fulfill any of the  obligations  of the  Company  under this  Agreement  or any  Reconstitution  Agreement  unless the
Company  complies with the  provisions  of paragraph (a) of this Section 4.25.  The Company shall not hire or otherwise  utilize the services of any  Subcontractor,  and shall not permit any Subservicer to hire or otherwise  utilize the services of any  Subcontractor,  to fulfill any of the  obligations  of the Company under this Agreement or any  Reconstitution  Agreement  unless the Company complies with the provisions of paragraph (b) of this Section 4.25.

         (a)      It shall not be  necessary  for the Company to seek the consent of the  Purchaser or any
         Depositor to the utilization of any  Subservicer.  The Company shall cause any  Subservicer  used by the Company (or by any  Subservicer)  for the benefit of the  Purchaser  and any  Depositor to comply with the  provisions  of this Section 4.25 and with  Sections  6.04,  6.06,  9.01(e)(iii),
         9.01(e)(v)  and  9.01(f) of this  Agreement  to the same extent as if such  Subservicer  were the
         Company,  and to provide the information  required with respect to such Subservicer under Section
         9.01(e)(iv)  of this  Agreement.  The  Company  shall be  responsible  for  obtaining  from  each
         Subservicer and delivering to the Purchaser and any Depositor any servicer  compliance  statement required  to be  delivered  by  such  Subservicer  under  Section  6.04  and  any  assessment  of compliance and attestation  required to be delivered by such  Subservicer  under Section 6.06 and any  certification  required to be delivered to the Person that will be  responsible  for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

         (b)      It shall not be  necessary  for the Company to seek the consent of the  Purchaser or any
         Depositor to the  utilization  of any  Subcontractor.  The Company  shall  promptly  upon request provide to the Purchaser and any  Depositor (or any designee of the  Depositor,  such as a master servicer or  administrator)  a written  description  (in form and substance  satisfactory  to the
         Purchaser  and such  Depositor)  of the role and function of each  Subcontractor  utilized by the
         Company or any Subservicer,  specifying (i) the identity of each such  Subcontractor,  (ii) which
         (if  any) of such  Subcontractors  are  "participating  in the  servicing  function"  within  the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each Subcontractor  identified pursuant to clause (ii) of this paragraph.

         As a condition to the utilization of any  Subcontractor  determined to be  "participating  in the servicing  function"  within the meaning of Item 1122 of  Regulation  AB, the Company shall cause any such
Subcontractor  used by the  Company  (or by any  Subservicer)  for the  benefit of the  Purchaser  and any
Depositor  to comply with the  provisions  of  Sections  6.06 and  9.01(f) of this  Agreement  to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for obtaining from each  Subcontractor  and  delivering to the Purchaser and any Depositor any  assessment of compliance  and attestation  required to be delivered by such  Subcontractor  under Section 6.06, in each case as and when required to be delivered.

                                                ARTICLE V

                                          PAYMENTS TO PURCHASER

Section 5.01      Remittances.

         On each Remittance  Date the Company shall remit by wire transfer of immediately  available funds to the  Purchaser (a) all amounts  deposited in the  Custodial  Account as of the close of business on the
Determination  Date (net of charges against or withdrawals from the Custodial  Account pursuant to Section
4.05),  plus (b) all amounts,  if any,  which the Company is obligated to  distribute  pursuant to Section
5.03,  minus  (c) any  amounts  attributable  to  Principal  Prepayments  received  after  the  applicable
Principal  Prepayment  Period which amounts shall be remitted on the following  Remittance Date,  together with any additional  interest  required to be deposited in the Custodial  Account in connection  with such
Principal  Prepayment  in  accordance  with  Section  4.04(viii);  minus (d) any amounts  attributable  to
Monthly  Payments  collected  but due on a Due Date or Dates  subsequent  to the first day of the month of the  Remittance  Date,  and  minus  (e) any  amounts  attributable  to  Buydown  Funds  being  held in the
Custodial  Account,  which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

         With respect to any  remittance  received by the  Purchaser  after the Business Day on which such payment was due,  the Company  shall pay to the  Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three percentage  points, but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the  Business  Day such  payment  was due and ending with the
Business  Day on which such payment is made to the  Purchaser,  both  inclusive.  Such  interest  shall be remitted by wire transfer of immediately  available  funds within one Business Day following  agreement by the  Purchaser  and the Company of the  penalty  amount.  The payment by the Company of any such  interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02      Statements to Purchaser.

         Not later  than the  Remittance  Date,  the  Company  shall  furnish to the  Purchaser  a monthly remittance  advice in the standard  form of  electronic  Alltel® file, as to the period ending on the last day of the preceding  month.  If requested by the Purchaser  prior to the related  Closing Date, the first monthly  remittance  advice due to the  Purchaser  following  such  Closing Date shall be furnished by the
12th calendar day, or if such day is not a Business Day, then the preceding Business Day.

Section 5.03      Monthly Advances by Company.

         On the Business Day  immediately  preceding  each  Remittance  Date, the Company shall deposit in the Custodial  Account from its own funds or from amounts held for future  distribution an amount equal to all Monthly  Payments (with interest  adjusted to the Mortgage Loan Remittance Rate) which were due on the
Mortgage  Loans during the  applicable  Due Period and which were  delinquent  at the close of business on the  immediately  preceding  Determination  Date or which were  deferred  pursuant  to Section  4.01.  Any amounts  held for future  distribution  and so used  shall be  replaced  by the  Company by deposit in the
Custodial  Account on or before  any  future  Remittance  Date if funds in the  Custodial  Account on such
Remittance  Date shall be less than  payments  to the  Purchaser  required  to be made on such  Remittance
Date.  The  Company's  obligation  to make such  Monthly  Advances as to any Mortgage  Loan will  continue through the last  Monthly  Payment due prior to the payment in full of the Mortgage  Loan,  or through the last  Remittance Date prior to the Remittance  Date for the  distribution of all Liquidation  Proceeds and other payments or recoveries  (including REO Disposition  Proceeds,  Insurance  Proceeds and  Condemnation
Proceeds) with respect to the Mortgage Loan;  provided,  however,  that such obligation shall cease if the
Company determines,  in its sole reasonable opinion,  that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation  Proceeds,  Insurance Proceeds,  REO Disposition Proceeds,
Condemnation  Proceeds,  or otherwise  with respect to a particular  Mortgage  Loan. In the event that the
Company  determines  that any such advances are  non-recoverable,  the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

                                                ARTICLE VI

                                       GENERAL SERVICING PROCEDURES

Section 6.01      Transfers of Mortgaged Property.

         The Company shall use its best efforts to enforce any  "due-on-sale"  provision  contained in any
Mortgage or Mortgage Note and to deny  assumption  by the Person to whom the  Mortgaged  Property has been or is about to be sold  whether by absolute  conveyance  or by  contract  of sale,  and whether or not the
Mortgagor  remains  liable on the Mortgage and the Mortgage  Note.  When the  Mortgaged  Property has been conveyed  by the  Mortgagor,  the  Company  shall,  to the  extent it has  knowledge  of such  conveyance, immediately  notify the  Purchaser  and exercise its rights to  accelerate  the maturity of such  Mortgage
Loan under the "due-on-sale"  clause applicable  thereto,  provided,  however,  that the Company shall not exercise  such rights if  prohibited  by law from doing so or if the  exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

         If  the  Company  reasonably  believes  it  is  unable  under  applicable  law  to  enforce  such
"due-on-sale"  clause, the Company shall enter into (i) an assumption and modification  agreement with the
Person to whom such property has been  conveyed,  pursuant to which such Person  becomes  liable under the
Mortgage  Note and the  original  Mortgagor  remains  liable  thereon or (ii) in the event the  Company is unable under  applicable law to require that the original  Mortgagor remain liable under the Mortgage Note and the  Company  has the prior  consent of the primary  mortgage  guaranty  insurer,  a  substitution  of liability  agreement  with  the  purchaser  of the  Mortgaged  Property  pursuant  to which  the  original
Mortgagor is released  from  liability  and the  purchaser of the  Mortgaged  Property is  substituted  as
Mortgagor and becomes  liable under the Mortgage  Note.  If an assumption  fee is collected by the Company for  entering  into an  assumption  agreement  the fee  will be  retained  by the  Company  as  additional servicing  compensation.  In  connection  with any such  assumption,  neither the Mortgage  Interest  Rate borne by the related  Mortgage Note, the term of the Mortgage Loan, the  outstanding  principal  amount of the Mortgage Loan nor any other materials terms shall be changed without Purchaser's consent.

         To the extent that any Mortgage Loan is assumable,  the Company  shall  inquire  diligently  into the credit worthiness of the proposed  transferee,  and shall use the underwriting  criteria for approving the credit of the proposed  transferee  which are used with respect to underwriting  mortgage loans of the same  type  as  the  Mortgage  Loans.  If the  credit  of the  proposed  transferee  does  not  meet  such underwriting  criteria,  the Company  diligently  shall,  to the extent  permitted  by the Mortgage or the
Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02      Satisfaction of Mortgages and Release of Mortgage Loan Documents.

         Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification that payment in full will be escrowed in a manner  customary for such  purposes,  the Company shall notify the Purchaser in the Monthly  Remittance  Advice as provided in Section 5.02,  and may request the release of any Mortgage Loan Documents.

         If the Company  satisfies or releases a Mortgage  without first having  obtained  payment in full of the  indebtedness  secured by the  Mortgage or should the Company  otherwise  prejudice  any rights the
Purchaser  may have under the mortgage  instruments,  upon written  demand of the  Purchaser,  the Company shall  repurchase the related  Mortgage Loan at the Repurchase  Price by deposit  thereof in the Custodial
Account  within 2 Business Days of receipt of such demand by the  Purchaser.  The Company  shall  maintain the Fidelity Bond and Errors and Omissions  Insurance  Policy as provided for in Section 4.12 insuring the
Company  against any loss it may sustain  with respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

Section 6.03      Servicing Compensation.

         As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the
Custodial  Account or to retain from interest  payments on the Mortgage  Loans the amount of its Servicing
Fee.  The  Servicing  Fee shall be payable  monthly and shall be computed on the basis of the  outstanding principal  balance and for the period  respecting which any related interest payment on a Mortgage Loan is computed.  The  obligation of the  Purchaser to pay the  Servicing  Fee is limited to, and payable  solely from, the interest portion of such Monthly Payments.

         Additional  servicing  compensation  in the form of assumption  fees,  to the extent  provided in
Section 6.01,  and late payment  charges shall be retained by the Company to the extent not required to be deposited in the Custodial  Account.  The Company shall be required to pay all expenses  incurred by it in connection  with its servicing  activities  hereunder and shall not be entitled to  reimbursement  thereof except as specifically provided for herein.

Section 6.04      Annual Statements as to Compliance.

         (i)      The  Company  shall  deliver  to the  Purchaser,  on or before  February  28,  2006,  an
Officer's  Certificate,  stating that (x) a review of the  activities of the Company  during the preceding calendar  year and of  performance  under this  Agreement or similar  agreements  has been made under such officer's  supervision,  and (y) to the  best of such  officer's  knowledge,  based  on such  review,  the
Company has fulfilled all its  obligations  under this  Agreement  throughout  such year, or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

         (ii)     On or before  March 1 of each  calendar  year,  commencing  in 2007,  the Company  shall deliver to the Purchaser  and any Depositor a statement of compliance  addressed to the Purchaser and such
Depositor  and signed by an  authorized  officer of the  Company,  to the effect  that (a) a review of the
Company's  activities during the immediately  preceding  calendar year (or applicable portion thereof) and of its performance  under this Agreement and any applicable  Reconstitution  Agreement  during such period has been made under such officer's  supervision,  and (b) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations  under this Agreement and any applicable
Reconstitution  Agreement in all material  respects  throughout such calendar year (or applicable  portion thereof)  or, if there  has been a  failure  to  fulfill  any such  obligation  in any  material  respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.05      Annual Independent Public Accountants' Servicing Report.

         Except with respect to Securitization  Transactions  occurring on or after January 1, 2006, on or before  February  28,  2006,  the  Company,  at its  expense,  shall  cause a firm of  independent  public accountants  which is a member of the  American  Institute of Certified  Public  Accountants  to furnish a statement  to each  Purchaser  to the effect that such firm has  examined  certain  documents  and records relating to the  servicing  of the mortgage  loans  similar in nature and that such firm is of the opinion that the  provisions  of this or similar  agreements  have been complied  with,  and that, on the basis of such examination  conducted  substantially in compliance with the Single Attestation  Program for Mortgage
Bankers,  nothing  has come to their  attention  which would  indicate  that such  servicing  has not been conducted  in  compliance  therewith,  except for (i) such  exceptions  as such firm  shall  believe to be immaterial,  and (ii)  such  other  exceptions  as shall be set  forth  in such  statement.  By  providing
Purchaser  a  copy  of  a  Uniform  Single  Attestation  Program  Report  from  their  independent  public accountant's  on an annual basis,  Company shall be considered  to have  fulfilled its  obligations  under this Section 6.05.

Section 6.06      Report on Assessment of Compliance and Attestation.

         With  respect  to any  Mortgage  Loans  that  are the  subject  of a  Securitization  Transaction occurring on or before March 1 of each calendar year, commencing in 2007, the Company shall:

(i)      deliver  to the  Purchaser  and  any  Depositor  a  report  (in  form  and  substance  reasonably satisfactory  to the Purchaser and such  Depositor)  regarding the Company's  assessment of compliance  with the Servicing  Criteria during the  immediately  preceding  calendar year,  as required  under Rules  13a-18 and 15d-18 of the  Exchange Act and Item 1122 of
                  Regulation  AB. Such report shall be addressed to the Purchaser  and such  Depositor and signed by an  authorized  officer of the Company and shall address each of the Servicing
                  Criteria specified on a certification substantially in the form of Exhibit D hereto;

(ii)     deliver to the  Purchaser  and any  Depositor a report of a  registered  public  accounting  firm reasonably  acceptable to the Purchaser and such  Depositor that attests to, and reports on, the  assessment  of  compliance  made by the Company and  delivered  pursuant to the preceding  paragraph.  Such  attestation  shall be in accordance  with Rules  1-02(a)(3)
                  and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)    cause each  Subservicer  and each  Subcontractor,  determined by the Company  pursuant to Section
                  425(b) to be "participating  in the servicing  function" within the meaning of Item 1122 of  Regulation  AB, to deliver to the  Purchaser  and such  Depositor an  assessment  of compliance and  accountants'  attestation as and when provided in paragraphs (a) and (b)
                  of this Section 6.06; and

(iv)     deliver to the  Purchaser,  any  Depositor  and any other  Person  that will be  responsible  for signing the certification (a "Sarbanes  Certification")  required by Rules 13a-14(d) and
                  15d-14(d) under the Exchange Act (pursuant to Section 302 of the  Sarbanes-Oxley  Act of
                  2002) on behalf of an asset-backed  issuer with respect to a Securitization  Transaction a certification in the form attached hereto as Exhibit E.

         The  Company  acknowledges  that the  parties  identified  in clause  (iv)  above may rely on the certification  provided by the Company  pursuant  to such clause in signing a Sarbanes  Certification  and filing such with the Commission.

Section 6.07      Remedies.

         (i)      Any failure by the  Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party
Originator to deliver any information,  report, certification,  accountants' letter or other material when and as  required  under  Article 9,  Section  6.04,  Section  6.05 or Section  6.06,  or any breach by the
Company of a representation  or warranty set forth in Section  9.01(e)(iv)(A),  or in a writing  furnished pursuant  to  Section  9.01(e)(iv)(B)  and made as of a date  prior  to the  closing  date of the  related
Securitization  Transaction,  to the extent that such  breach is not cured by such  closing  date,  or any breach by the  Company  of a  representation  or  warranty  in a writing  furnished  pursuant  to  Section
9.01(e)(iv)(B)  to the  extent  made as of a date  subsequent  to such  closing  date,  shall,  except  as provided in sub-clause  (ii) of this  Section,  immediately  and  automatically,  without  notice or grace period,  constitute  an Event of  Default  with  respect  to the  Company  under  this  Agreement  and any applicable  Reconstitution  Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole  discretion to terminate the rights and  obligations  of the Company as servicer under this Agreement and/or  any  applicable  Reconstitution  Agreement  without  payment  (notwithstanding  anything  in  this
Agreement  or any  applicable  Reconstitution  Agreement  to the  contrary)  of  any  compensation  to the
Company;  provided  that to the  extent  than  any  provision  of this  Agreement  and/or  any  applicable
Reconstitution  Agreement  expressly provides for the survival of certain rights or obligations  following termination of the Company as servicer, such provision shall be given effect.

         (ii)     Any  failure by the  Company,  any  Subservicer  or any  Subcontractor  to  deliver  any information,  report,  certification  or  accountants'  letter when and as required  under  Section  6.04,
Section  6.05 or  Section  6.06,  including  any  failure  by the  Company  to  identify  any  Subcontract
"participating  in the  servicing  function"  within the  meaning  of Item 1122 of  Regulation  AB,  which continues  unremedied  for ten (10)  calendar  days  after  the date on which  such  information,  report, certification  or accountants'  letter was required to be delivered  shall  constitute an Event of Default with respect to the Company under this Agreement and any applicable  Reconstitution  Agreement,  and shall entitle the  Purchaser or Depositor,  as  applicable,  in its sole  discretion to terminate the rights and obligations of the Company under this Agreement  and/or any applicable  Reconstitution  Agreement  without payment  (notwithstanding  anything in this Agreement to the contrary) of any compensation to the Company;
provided  that to the extent that any provision of this  Agreement  and/or any  applicable  Reconstitution
Agreement  expressly provides for the survival of certain rights or obligations  following  termination of the Company as servicer, such provision shall be given effect.

         (iii)    The Company shall  promptly  reimburse the Purchaser (or any designee of the  Purchaser, such as a master servicer) and any Depositor,  as applicable,  for all reasonable expenses incurred by the
Purchaser (or such designee) or such Depositor,  as such are incurred,  in connection with the termination of the Company as servicer and the transfer of  servicing of the Mortgage  Loans to a successor  servicer.
The provisions of this paragraph  shall not limit whatever  rights the Purchaser or any Depositor may have under other  provisions of this  Agreement  and/or any applicable  Reconstitution  Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08      Right to Examine Company Records.

         The  Purchaser,  or its  designee,  shall have the right to examine  and audit any and all of the books,  records,  or other  information  of the Company,  whether held by the Company or by another on its behalf,  with respect to or concerning this Agreement or the Mortgage  Loans,  during business hours or at such other times as may be reasonable  under  applicable  circumstances,  upon reasonable  advance notice.
The Purchaser shall pay its own expenses associated with such examination.

Section 6.09      Compliance with REMIC Provisions.

         If a REMIC  election  has been made with  respect to the  arrangement  under  which the  Mortgage
Loans and REO  Property  are held,  the  Company  shall not take any  action,  cause the REMIC to take any action or fail to take (or fail to cause to be taken)  any action  that,  under the REMIC  Provisions,  if taken or not  taken,  as the case may be,  could (i)  endanger  the status of the REMIC as a REMIC or (ii)
result in the  imposition  of a tax upon the REMIC  (including  but not limited to the tax on  "prohibited transactions"  as defined  Section  860(a)(2)  of the Code and the tax on  "contributions"  to a REMIC set forth in Section  860(d) of the Code)  unless  the  Company  has  received  an Opinion of Counsel  (at the expense of the party  seeking to take such  action) to the effect  that the  contemplated  action will not endanger such REMIC status or result in the imposition of any such tax.

                                               ARTICLE VII

                                           COMPANY TO COOPERATE

Section 7.01      Provision of Information.

         During the term of this  Agreement,  the Company shall furnish to the  Purchaser  such  periodic, special,  or other  reports or  information,  and copies or  originals of any  documents  contained in the
Servicing File for each Mortgage Loan provided for herein.  All other special  reports or information  not provided for herein as shall be necessary,  reasonable,  or  appropriate  with respect to the Purchaser or any  regulatory  agency  will be provided at the  Purchaser's  expense.  All such  reports,  documents  or information  shall be provided by and in accordance with all reasonable  instructions and directions which the Purchaser may give.

         The  Company  shall  execute and  deliver  all such  instruments  and take all such action as the
Purchaser may  reasonably  request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02      Financial Statements; Servicing Facility.

         In  connection  with  marketing  the  Mortgage  Loans,  the  Purchaser  may make  available  to a prospective  Purchaser a  Consolidated  Statement  of  Operations  of the  Company  for the most  recently completed  two (2)  fiscal  years for which  such a  statement  is  available,  as well as a  Consolidated
Statement of Condition at the end of the last two fiscal years covered by such  Consolidated  Statement of
Operations.  The Company also shall make  available any  comparable  interim  statements to the extent any such  statements  have been  prepared by or on behalf of the Company  (and are  available  upon request to members or stockholders of the Company or to the public at large).

         The Company  also shall make  available to Purchaser  or  prospective  Purchaser a  knowledgeable financial or accounting  officer for the purpose of answering  questions  respecting  recent  developments affecting  the  Company  or the  financial  statements  of the  Company,  and to  permit  any  prospective purchaser to inspect the Company's  servicing  facilities for the purpose of satisfying  such  prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                               ARTICLE VIII

                                               THE COMPANY

Section 8.01      Indemnification; Third Party Claims.

         The Company  shall  indemnify  the  Purchaser  and hold it  harmless  against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments,  and any other costs,  fees and expenses  that the  Purchaser may sustain in any way related to the  failure of the Company to perform its duties and  service  the  Mortgage  Loans in strict  compliance with the terms of this Agreement.  The Company  immediately  shall notify the Purchaser if a claim is made by a third party with  respect to this  Agreement or the Mortgage  Loans,  assume (with the prior  written consent of the  Purchaser)  the defense of any such claim and pay all  expenses in  connection  therewith, including  counsel  fees,  and  promptly  pay,  discharge  and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect of such  claim.  The  Company  shall  follow any written instructions  received from the  Purchaser in connection  with such claim.  The Purchaser  promptly  shall reimburse the Company for all amounts  advanced by it pursuant to the preceding  sentence  except when the claim is in any way related to the Company's  indemnification  pursuant to Section 3.03, or the failure of the Company to service and  administer  the  Mortgage  Loans in strict  compliance  with the terms of this
Agreement.

Section 8.02      Merger or Consolidation of the Company.

         The Company shall keep in full effect its  existence,  rights and franchises and shall obtain and preserve its  qualification  to do business in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this  Agreement or any of the Mortgage  Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or  consolidated,  or any  corporation  resulting from any  merger,  conversion  or  consolidation  to which the  Company  shall be a party,  or any  Person succeeding to the business of the Company,  shall be the successor of the Company  hereunder,  without the execution  or filing of any paper or any further act on the part of any of the  parties  hereto,  anything herein to the contrary  notwithstanding,  provided,  however, that the successor or surviving Person shall be an  institution  which is a Fannie  Mae/Freddie  Mac-approved  company in good  standing  and has a net worth of no less  than  $25  million.  Furthermore,  in the  event  the  Company  transfers  or  otherwise disposes of all or  substantially  all of its assets to an affiliate of the Company,  such affiliate shall satisfy the  condition  above,  and shall also be fully liable to the  Purchaser  for all of the Company's obligations and liabilities hereunder.

Section 8.03      Limitation on Liability of Company and Others.

         Neither  the  Company  nor any of the  directors,  officers,  employees  or agents of the Company shall be under any liability to the Purchaser  for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment,  provided,  however, that this  provision  shall not  protect the Company or any such  Person  against any breach of  warranties  or representations  made  herein,  or  failure to  perform  its  obligations  in strict  compliance  with any standard of care set forth in this  Agreement  or any other  liability  which would  otherwise  be imposed under this  Agreement.  The Company and any director,  officer,  employee or agent of the Company may rely in good faith on any  document of any kind prima  facie  properly  executed  and  submitted  by any Person respecting  any matters  arising  hereunder.  The Company shall not be under any  obligation to appear in, prosecute or defend any legal action which is not  incidental to its duties to service the Mortgage  Loans in  accordance  with this  Agreement  and which in its opinion may involve it in any expense or liability, provided,  however,  that the Company may,  with the consent of the  Purchaser,  undertake any such action which it may deem  necessary or desirable  in respect to this  Agreement  and the rights and duties of the parties hereto.  In such event, the Company shall be entitled to  reimbursement  from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04      Limitation on Resignation and Assignment by Company.

         The Purchaser has entered into this  Agreement  with the Company and  subsequent  Purchaser  will
purchase  the  Mortgage  Loans  in  reliance  upon  the  independent  status  of  the  Company,   and  the
representations  as  to  the  adequacy  of  its  servicing  facilities,   plant,  personnel,  records  and
procedures,  its integrity,  reputation and financial standing,  and the continuance  thereof.  Therefore, the Company shall neither assign this Agreement or the servicing  rights  hereunder or delegate its rights or duties  hereunder  (other than  pursuant to Section  4.01) or any portion  hereof or sell or  otherwise dispose of all of its  property  or assets  without  the prior  written  consent of the  Purchaser,  which consent shall not be unreasonably withheld.

         The  Company  shall not resign from the  obligations  and duties  hereby  imposed on it except by mutual consent of the Company and the Purchaser or upon the  determination  that its duties  hereunder are no longer  permissible under applicable law and such incapacity  cannot be cured by the Company.  Any such determination  permitting  the  resignation  of the Company shall be evidenced by an Opinion of Counsel to such  effect  delivered  to the  Purchaser  which  Opinion  of  Counsel  shall  be in form  and  substance acceptable to the Purchaser.  No such  resignation  shall become  effective  until a successor  shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

         Without in any way limiting the  generality  of this Section  8.04, in the event that the Company either shall  assign this  Agreement or the  servicing  responsibilities  hereunder or delegate its duties hereunder  (other than  pursuant to Section 4.01) or any portion  thereof or sell or otherwise  dispose of all or  substantially  all of its property or assets,  without the prior written consent of the Purchaser, then the  Purchaser  shall have the right to terminate  this  Agreement  upon notice given as set forth in
Section 10.01,  without any payment of any penalty or damages and without any liability  whatsoever to the
Company or any third party.

                                                ARTICLE IX

                  SECURITIZATION TRANSACTIONS; WHOLE LOAN TRANSFERS AND AGENCY TRANSFERS

Section 9.01      Securitization Transactions; Whole Loan Transfers and Agency Transfers

         The Purchaser and the Company agree that with respect to some or all of the Mortgage  Loans,  the
Purchaser,  at its sole  option,  may effect  Whole Loan  Transfers,  Agency  Transfer  or  Securitization
Transactions,  retaining  the  Company as the  servicer  thereof or  subservicer  if a master  servicer is employed,  or as  applicable  the  "seller/servicer."  On the  Reconstitution  Date,  the  Mortgage  Loans
transferred  may cease to be covered by this  Agreement;  provided,  however,  that, in the event that any
Mortgage Loan transferred  pursuant to this Section 9.01 is rejected by the transferee,  the Company shall continue to service such rejected  Mortgage  Loan on behalf of the Purchaser in accordance  with the terms and provisions of this Agreement.

         The Company  shall  cooperate  with the Purchaser in  connection  with each Whole Loan  Transfer,
Agency  Transfer or  Securitization  Transaction  in  accordance  with this Section  9.01.  In  connection therewith:

         (a)      the Company shall make all  representations  and warranties with respect to the Mortgage
                  Loans as of the related  Closing Date and with  respect to the Company  itself as of the
                  closing  date  of  each  Whole  Loan  Transfer,   Agency   Transfer  or   Securitization
                  Transaction;

         (b)      the Company  shall  negotiate in good faith and execute any  seller/servicer  agreements required  to  effectuate  the  foregoing  provided  such  agreements  create no  greater obligation  or  cost  on the  part of the  Company  than  otherwise  set  forth  in this
                  Agreement;

         (c)      the Company shall provide as applicable:

                  (i)      any and all information and appropriate  verification of information  which may be  reasonably  available  to  the  Company,  whether  through  letters  of its auditors and counsel or otherwise, as the Purchaser shall request;

(ii)     such  additional  representations,  warranties,  covenants,  opinions  of counsel,  letters  from auditors,  and  certificates of public  officials or officers of the Company as are  reasonably  believed  necessary by the trustee,  any Rating  Agency or the
                           Purchaser,  as the case may be, in connection  with such Whole Loan  Transfers,
                           Agency Transfers or  Securitization  Transactions.  The Purchaser shall pay all third party costs  associated  with the  preparation of such  information.  The
                           Company  shall  execute  any  seller/servicer   agreements  required  within  a
                           reasonable  period of time  after  receipt of such  seller/servicer  agreements which time shall be  sufficient  for the Seller and Seller's  counsel to review such  seller/servicer  agreements.  Under this  Agreement,  the  Company  shall retain a Servicing Fee for each Mortgage  Loan, at no less than the  applicable
                           Servicing Fee Rate; and

(iii)    at any time as  required  by any  Rating  Agency,  such  additional  documents  from the  related
                           Retained  Mortgage  File to the  Custodian  as may be  required  by such Rating
                           Agency;

(d)      the  Company  shall with  respect to any  Mortgage  Loans  that are  subject to a  Securitization
                  Transaction  occurring  on  or  before  December  31,  2005,in  which  the  filing  of a
                  Sarbanes-Oxley  Certification  directly with the Commission is required, by February 28,
                  2006, or in connection with any additional  Sarbanes-Oxley  Certification required to be filed upon thirty (30) days written  request,  an officer of the Company  shall  execute and deliver an Officer's  Certification  substantially  in the form  attached  hereto as
                  Exhibit  F, to the entity  filing the  Sarbanes-Oxley  Certification  directly  with the
                  Commission (such as the Purchaser,  any master  servicer,  any trustee or any depositor)
                  for the  benefit  of  such  entity  and  such  entity's  affiliates  and  the  officers, directors and agents of such entity and such entity's  affiliates,  and shall  indemnify such  entity  or  persons  arising  out  of  any  breach  of  Company's  obligations  or representations relating thereto as provided in such Officer's Certification.

         (e)      the Company shall, in connection  with any  Securitization  Transaction  occurring on or after January 1, 2006,  the Company  shall (1) within five (5) Business  Days  following request by the Purchaser or any  Depositor,  provide to the Purchaser and such Depositor
                  (or,  as  applicable,   cause  each  Third-Party  Originator  and  each  Subservicer  to provide),  in  writing  and  in  form  and  substance  reasonably  satisfactory  to  the
                  Purchaser and such  Depositor,  the  information  and materials  specified in paragraphs
                  (i), (ii),  (iii) and (vii) of this  subsection  (e), and (2) as promptly as practicable following  notice to or  discovery  by the  Company,  provide to the  Purchaser  and any
                  Depositor  (in  writing  and  in  form  and  substance  reasonably  satisfactory  to the
                  Purchaser  and such  Depositor)  the  information  specified in  paragraph  (iv) of this subsection (e).

                  (i)      if so requested by the  Purchaser or any  Depositor,  the Company shall provide such  information  regarding  (1) the Company,  as  originator  of the Mortgage
                           Loans   (including   as  an  acquirer  of  Mortgage   Loans  from  a  Qualified
                           Correspondent),  or (2) each  Third-Party  Originator,  and (3) as  applicable, each  Subservicer,  as is requested  for the purpose of  compliance  with Items
                           1103(a)(1),  1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                           (A)      the originator's form of organization;

                           (B)      a description  of the  originator's  origination  program and how long the originator has been engaged in  originating  residential  mortgage
                                    loans,   which   description   shall   include  a  discussion  of  the
                                    originator's  experience in  originating  mortgage  loans of a similar type  as the  Mortgage  Loans;  information  regarding  the  size  and
                                    composition   of   the   originator's   origination   portfolio;   and
                                    information  that may be material,  in the good faith  judgment of the
                                    Purchaser,  to an analysis of the  performance of the Mortgage  Loans, including the originators'  credit-granting  or underwriting  criteria for mortgage  loans of similar  type(s) as the Mortgage Loans and such other  information  as the Purchaser or any  Depositor may  reasonably request  for  the  purpose  of  compliance  with  Item  1110(b)(2)  of
                                    Regulation AB;

                           (C)      a  description  of any  material  legal  or  governmental  proceedings pending  (or  known to be  contemplated)  against  the  Company,  each
                                    Third-Party Originator and each Subservicer; and

                           (D)      a description of any affiliation or relationship  between the Company,
                                    each  Third-Party   Originator,   each  Subservicer  and  any  of  the
                                    following  parties to a  Securitization  Transaction,  as such parties are  identified  to the Company by the  Purchaser or any  Depositor in
                                    writing in advance of a Securitization Transaction:

                                    (1)     the sponsor;
                                    (2)     the depositor;
                                    (3)     the issuing entity;
                                    (4)     any servicer;
                                    (5)     any trustee;
                                    (6)     any originator;
                                    (7)     any significant obligor;
                                    (8)     any enhancement or support provider; and
                                    (9)     any other material transaction party.

                  (ii)     If so requested by the  Purchaser or any  Depositor,  the Company shall provide
                           (or, as applicable,  cause each Third-Party  Originator to provide) Static Pool
                           Information  with  respect  to the  mortgage  loans (of a  similar  type as the
                           Mortgage  Loans,  as reasonably  identified by the Purchaser as provided below)
                           originated  by (1) the  Company,  if the Company is an  originator  of Mortgage
                           Loans   (including   as  an  acquirer  of  Mortgage   Loans  from  a  Qualified
                           Correspondent),  and/or  (2) each  Third-Party  Originator.  Such  Static  Pool
                           Information  shall be prepared by the Company (or  Third-Party  Originator)  on the basis of its reasonable,  good faith  interpretation of the requirements of
                           Item  1105(a)(1)-(3)  of Regulation  AB. To the extent that there is reasonably available to the Company (or Third-Party  Originator)  Static Pool  Information
                           with  respect  to more  than one  mortgage  loan  type,  the  Purchaser  or any
                           Depositor shall be entitled to specify whether some or all of such  information shall be provided  pursuant to this paragraph.  The content of such Static Pool
                           Information may be in the form  customarily  provided by the Company,  and need not be  customized  for  the  Purchaser  or any  Depositor.  Such  Static  Pool
                           Information for each vintage  origination  year or prior  securitized  pool, as applicable,  shall be presented in increments no less frequently than quarterly over the life of the mortgage  loans included in the vintage  origination  year or prior securitized  pool. The most recent periodic  increment must be as of a date no  later  than 135 days  prior  to the  date of the  prospectus  or other offering  document  in which the Static Pool  Information  is to be included or incorporated  by reference.  The Static Pool  Information  shall be provided in an  electronic  format  that  provides a  permanent  record of the  information provided,  such as a  portable  document  format  (pdf)  file,  or  other  such electronic  format  reasonably  required by the Purchaser or the Depositor,  as applicable.

                           If so requested by the  Purchaser or any  Depositor,  the Company shall provide
                           (or, as  applicable,  cause each  Third-Party  Originator  to provide),  at the expense of the requesting  party (to the extent of any  additional  incremental expense  associated with delivery pursuant to this Agreement),  such statements and agreed-upon  procedures letters of certified public accountants  reasonably acceptable to the Purchaser or Depositor,  as applicable,  pertaining to Static
                           Pool  Information  relating  to prior  securitized  pools  for  securitizations closed on or after  January 1, 2006 or, in the case of Static Pool  Information with  respect to the  Company's or  Third-Party  Originator's  originations  or purchases,  to calendar months commencing  January 1, 2006, as the Purchaser or such Depositor shall reasonably  request.  Such statements and letters shall be addressed  to and be for the benefit of such  parties as the  Purchaser or such
                           Depositor shall designate,  which may include, by way of example,  any sponsor, any Depositor and any broker dealer acting as  underwriter,  placement agent or initial  purchaser  with  respect  to a  Securitization  Transaction.  Any such statement  or  letter  may take the form of a  standard,  generally  applicable
                           document   accompanied  by  a  reliance  letter  authorizing  reliance  by  the addressees designated by the Purchaser or such Depositor.

                  (iii)    If so requested by the  Purchaser or any  Depositor,  the Company shall provide such information  regarding the Company, as servicer of the Mortgage Loans, and each  Subservicer  (each of the Company and each  Subservicer,  for purposes of this  paragraph,  a "Servicer"),  as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

                           (A)      the Servicer's form of organization;

                           (B)      a description of how long the Servicer has been servicing  residential mortgage loans; a general  discussion of the Servicer's  experience in servicing assets of any type as well as a more detailed  discussion of the  Servicer's  experience  in, and  procedures  for,  the  servicing function it will perform under this  Agreement and any  Reconstitution
                                    Agreements;  information regarding the size, composition and growth of the  Servicer's  portfolio  of  residential  mortgage  loans of a type similar to the Mortgage Loans and  information  on factors  related to the Servicer that may be material,  in the good faith  judgment of the
                                    Purchaser or any  Depositor,  to any analysis of the  servicing of the
                                    Mortgage Loans or the related asset-backed securities,  as applicable, including, without limitation:

                                     (1)    whether  any  prior  securitizations  of  mortgage  loans of a type  similar to the  Mortgage  Loans  involving  the Servicer have defaulted or experienced an early  amortization  or other performance  triggering  event because of servicing during the
                                            three-year   period   immediately    preceding   the   related
                                            Securitization Transaction;

                                     (2)    the extent of outsourcing the Servicer utilizes;

                                     (3)    whether  there  has  been  previous   disclosure  of  material
                                            noncompliance  with the  applicable  servicing  criteria  with respect  to  other  securitizations  of  residential  mortgage
                                            loans   involving  the  Servicer  as  a  servicer  during  the
                                            three-year   period   immediately    preceding   the   related
                                            Securitization Transaction;

                                     (4)    whether  the  Servicer  has been  terminated  as servicer in a residential  mortgage  loan  securitization,  either  due to a
                                            servicing   default   or  to   application   of  a   servicing
                                            performance test or trigger; and

                                     (5)    such other  information  as the Purchaser or any Depositor may reasonably  request  for the purpose of  compliance  with Item
                                            1108(b)(2) of Regulation AB;

                           (C)      a description of any material  changes  during the  three-year  period immediately  preceding the related  Securitization  Transaction to the
                                    Servicer's  policies  or  procedures  with  respect  to the  servicing function it will perform under this  Agreement and any  Reconstitution
                                    Agreements for mortgage loans of a type similar to the Mortgage Loans;

                           (D)      information  regarding  the  Servicer's  financial  condition,  to the extent that there is a material risk that an adverse  financial  event or circumstance  involving the Servicer could have a material  adverse effect on the performance by the Company of its servicing  obligations under this Agreement or any Reconstitution Agreement;

                           (E)      information  regarding  advances  made by the Servicer on the Mortgage
                                    Loans and the Servicer's  overall  servicing  portfolio of residential mortgage loans for the  three-year  period  immediately  preceding the
                                    related  Securitization  Transaction,   which  may  be  limited  to  a
                                    statement by an authorized  officer of the Servicer to the effect that the Servicer has made all advances  required to be made on residential mortgage  loans  serviced  by it  during  such  period,  or,  if  such statement would not be accurate,  information regarding the percentage and type of advances  not made as  required,  and the reasons for such failure to advance;

                           (F)      a description of the Servicer's  processes and procedures  designed to address any special or unique factors  involved in servicing  loans of a similar type as the Mortgage Loans;

                           (G)      a description of the Servicer's processes for handling  delinquencies, losses,  bankruptcies and recoveries,  such as through  liquidation of mortgaged  properties,  sale of defaulted  mortgage loans or workouts;
                                    and

                           (H)      information   as  to  how   the   Servicer   defines   or   determines
                                    delinquencies  and  charge-offs,  including  the  effect  of any grace period, re-aging,  restructuring,  partial payments considered current or other practices with respect to delinquency and loss experience.

                  (iv)     If so  requested  by  the  Purchaser  or  any  Depositor  for  the  purpose  of satisfying its reporting  obligation under the Exchange Act with respect to any class of  asset-backed  securities,  the  Company  shall (or shall  cause  each
                           Subservicer  and  Third-Party  Originator  to) (1) notify the Purchaser and any
                           Depositor  in  writing  of  (A)  any  material   litigation   or   governmental
                           proceedings  pending  against the Company,  any  Subservicer or any Third-Party
                           Originator and (B) any  affiliations or  relationships  that develop  following the closing  date of a  Securitization  Transaction  between the  Company,  any
                           Subservicer or any Third-Party  Originator and any of the parties  specified in
                           Section  9.01(e)(i)(D)  (and any other  parties  identified  in  writing by the requesting  party) with  respect to such  Securitization  Transaction,  and (2)
                           provide to the Purchaser and any Depositor a description  of such  proceedings, affiliations or relationships.

                  (v)      As a condition to the succession to the Company or any  Subservicer as servicer or  Subservicer  under this  Agreement or any  Reconstitution  Agreement by any
                           Person  (i) into  which  the  Company  or such  Subservicer  may be  merged  or consolidated,  or (ii) which may be  appointed as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser and any Depositor, at least 15 calendar  days prior to the  effective  date of such  succession or appointment,  (x) written  notice to the  Purchaser  and any  Depositor of such succession  or  appointment  and  (y) in  writing  and in  form  and  substance reasonably  satisfactory to the Purchaser and such  Depositor,  all information reasonably  requested by the Purchaser or any Depositor in order to comply with is reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

                  (vi)     (A)      The Company shall represent to the Purchaser,  as of the date on which information  is first  provided to the  Purchaser  under this  Section
                                    9.01(e) that,  except as disclosed in writing to the  Purchaser  prior to such  date:  (1) the  Company  is not  aware  and has not  received notice  that any  default,  early  amortization  or other  performance triggering  event has occurred as to any other  securitization  due to any act or  failure to act of the  Company;  (2) the  Company  has not
                                    been   terminated   as  servicer  in  a   residential   mortgage  loan
                                    securitization,  either due to a servicing  default or to  application
                                    of  a  servicing   performance  test  or  trigger;   (3)  no  material
                                    noncompliance  with the applicable  servicing criteria with respect to other  securitizations  of residential  mortgage  loans  involving the
                                    Company as servicer  has been  disclosed  or reported by the  Company;
                                    (4) no material  changes to the Company's  policies or procedures with
                                    respect  to  the  servicing   function  it  will  perform  under  this
                                    Agreement and any  Reconstitution  Agreement  for mortgage  loans of a
                                    type  similar  to  the  Mortgage   Loans  have  occurred   during  the
                                    three-year  period  immediately  preceding the related  Securitization
                                    Transaction;  (5)  there are no  aspects  of the  Company's  financial
                                    condition   that  could  have  a  material   adverse   effect  on  the
                                    performance  by the Company of its  servicing  obligations  under this
                                    Agreement or any Reconstitution  Agreement;  (6) there are no material
                                    legal  or   governmental   proceedings   pending   (or   known  to  be
                                    contemplated)  against the Company, any Subservicer or any Third-Party
                                    Originator;  and  (7)  there  are no  affiliations,  relationships  or
                                    transactions   relating  to  the  Company,   any  Subservicer  or  any
                                    Third-Party Originator with respect to any Securitization  Transaction and any party thereto  identified  by the related  Depositor of a type described in Item 1119 of Regulation AB.

                           (B)      If so requested by the  Purchaser  on any date  following  the date on which  information  is first  provided  to the  Purchaser  under  this
                                    Section  9.01(e),  the Company  shall,  within five (5) Business  Days following  such  request,  confirm  in  writing  the  accuracy  of the representations  and  warranties set forth in sub clause (A) above or, if any such  representation  and  warranty  is not  accurate as of the date of such request,  provide reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

                  (vii)    In addition to such  information as the Company,  as servicer,  is obligated to provide pursuant to other provisions of this Agreement,  if so requested by the
                           Purchaser  or  any  Depositor,  the  Company  shall  provide  such  information reasonably  available to the Company  regarding the performance of the Mortgage
                           Loans as is  reasonably  required to  facilitate  preparation  of  distribution reports in accordance with Item 1121 of Regulation AB.

         (f)      the Company shall  indemnify the Purchaser,  each  affiliate of the Purchaser,  and each of the following  parties  participating in a Securitization  Transaction;  each sponsor and issuing entity;  each Person  responsible for the  preparation,  execution or filing of  any  report  required  to  be  filed  with  the  Commission  with  respect  to  such
                  Securitization  Transaction,  or for  execution  of a  certification  pursuant  to  Rule
                  13a-14(d) or Rule 15d-14(d)  under the Exchange Act with respect to such  Securitization
                  Transaction;  each  broker  dealer  acting as  underwriter,  placement  agent or initial purchaser,  each Person who controls any of such  parties or the  Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);  and
                  the respective present and former directors,  officers,  employees and agents of each of the  foregoing  and of the  Depositor,  and shall  hold each of them  harmless  from and against any losses,  damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

                  (i)      (A)      any untrue  statement  of a material  fact  contained or alleged to be contained in any information,  report,  certification,  accountants'  letter or other material  provided under Sections  9.01(c) and (e) by or on behalf of the
                           Company,  or  provided  under  Sections  9.01(c) and (e) by or on behalf of any
                           Subservicer,   Subcontractor  or  Third-Party  Originator  (collectively,   the
                           "Company  Information"),  or (B) the  omission or alleged  omission to state in the Company  Information  a material  fact required to be stated in the Company
                           Information or necessary in order to make the statements  therein, in the light of the circumstances under which they were made, not misleading;  provided,  by way of  clarification,  that clause (B) of this  paragraph  shall be  construed
                           solely  by  reference  to  the  Company   Information  and  not  to  any  other
                           information  communicated  in connection with a sale or purchase of securities, without  regard to whether the Company  Information  or any portion  thereof is presented together with or separately from such other information;

(ii)     any failure by the Company, any Subservicer,  any Subcontractor or any Third-Party  Originator to
                           deliver any information,  report,  certification,  accountants' letter or other material when and as required  under  Sections  9.01(c) and (e),  including any failure by the  Company to identify  any  Subcontractor  "participating  in the servicing function" within the meaning of Item 1122 of Regulation AB; or

(iii)    any breach by the Company of a  representation  or warranty  set forth in Section  9.01(e)(iv)(A)
                           or in a writing furnished  pursuant to Section  9.01(e)(iv)(B) and made as of a date prior to the closing date of the related  Securitization  Transaction,  to the extent that such breach is not cured by such  closing  date,  or any breach by the Company of a representation or warranty in a writing furnished  pursuant to Section  9.01(e)(iv)(B)  to the extent made as of a date  subsequent to such closing date.

                  In the case of any failure of performance  described in sub-clause  (ii) of this Section
                  9.01(f),  the  Company  shall  promptly  reimburse  the  Purchaser,  any  Depositor,  as applicable,  and each Person  responsible  for the  preparation,  execution or filing of
                  any  report   required  to  be  filed  with  the   Commission   with   respect  to  such
                  Securitization  Transaction,  or for  execution  of a  certification  pursuant  to  Rule
                  13a-14(d) or Rule 15d-14(d)  under the Exchange Act with respect to such  Securitization
                  Transaction,  for all costs  reasonably  incurred  by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other  material  not delivered  as  required  by the  Company,  any  Subservicer,  any  Subcontractor  or any
                  Third-Party Originator.

         (g)      the Purchaser and each Person who controls the  Purchaser  shall  indemnify the Company, each  affiliate  of the  Company,  each Person who  controls  any of such parties or the
                  Company  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the
                  Exchange Act) and the respective present and former directors,  officers,  employees and agents  of each  of the  foregoing  and of the  Company,  and  shall  hold  each of them harmless from and against any losses,  damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i)      (A)      any untrue  statement  of a material  fact  contained or alleged to be contained in any offering  materials  related to a Securitization  Transaction,
                           including   without   limitation  the   registration   statement,   prospectus,
                           prospectus   supplement,   any  private  placement  memorandum,   any  offering
                           circular,  any  computational  materials,  and any amendments or supplements to the  foregoing  (collectively,  the  "Securitization  Materials")  or  (B)  the
                           omission  or  alleged  omission  to state  in the  Securitization  Materials  a material  fact  required  to be  stated  in  the  Securitization  Materials  or necessary  in  order  to make  the  statements  therein,  in the  light  of the circumstances  under  which they were  made,  not  misleading,  but only to the extent that such untrue  statement or alleged  untrue  statement or omission or alleged  omission  is  other  than a  statement  or  omission  arising  out of, resulting from, or based upon the Company Information.

         The Purchaser  and the Company  acknowledge  and agree that the purpose of Section  9.01(e) is to facilitate  compliance  by the  Purchaser  and any  Depositor  with the  provisions  of  Regulation AB and related rules and  regulations of the  Commission.  Neither the Purchaser nor any Depositor shall exercise its right to request  delivery of information or other  performance  under these  provisions other than in good faith,  or for  purposes  other than  compliance  with the  Securities  Act, the Exchange Act and the rules and regulations of the Commission  thereunder.  The Company  acknowledges  that  interpretations  of the requirements of Regulation AB may change over time,  whether due to interpretive  guidance provided by the Commission or its staff, consensus among participants in the asset-backed  securities markets,  advice of counsel,  or  otherwise,  and agrees to comply with  requests made by the Purchaser or any Depositor in good faith for delivery of  information  under these  provisions on the basis of evolving  interpretations of Regulation AB. In connection  with any  Securitization  Transaction,  the Company shall cooperate fully with the Purchaser to deliver to the  Purchaser  (including  any of its  assignees or  designees)  and any
Depositor, any and all statements,  reports,  certifications,  records and any other information necessary in the good  faith  determination  of the  Purchaser  or any  Depositor  to permit the  Purchaser  or such
Depositor to comply with the provisions of Regulation AB, together with such  disclosures  relating to the
Company,  any  Subservicer,  any  Third-Party  Originator and the Mortgage  Loans, or the servicing of the
Mortgage Loans,  reasonably  believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         In the event the  Purchaser  has elected to have the Company hold record title to the  Mortgages, prior to the  Reconstitution  Date the Company  shall prepare an Assignment of Mortgage in blank or to the trustee from the Company  acceptable  to the trustee for each Mortgage Loan that is part of the Whole Loan
Transfers,  Agency  Transfer or  Securitization  Transactions.  The Company shall pay all  preparation and recording  costs  associated  with the initial  Assignment  of Mortgage.  The Company  shall  execute each
Assignment of Mortgage,  track such  Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee  upon the  Company's  receipt  thereof.  Additionally,  the Company  shall prepare and execute,  at the direction of the Purchaser,  any note endorsements in connection with any and all  seller/servicer  agreements.  If  required at any time by a Rating  Agency,  Purchaser  or  successor purchaser in connection  with any Whole Loan  Transfer,  Agency Sale or  Securitization  Transaction,  the
Company  shall  deliver such  additional  documents  from its Retained  Mortgage  File within  thirty (30)
Business  Days to the  Custodian,  successor  purchaser or other  designee of the Purchaser as said Rating
Agency, Purchaser or successor purchaser may require.

         All  Mortgage  Loans  (i) not sold or  transferred  pursuant  to  Whole  Loan  Transfers,  Agency
Transfer  or  Securitization  Transactions  or (ii) that are  subject  to a  Securitization  for which the related trust is terminated  for any reason,  shall remain subject to this Agreement and shall continue to be serviced in accordance  with the terms of this Agreement and with respect  thereto this Agreement shall remain in full force and effect.

                                                ARTICLE X

                                                 DEFAULT

Section 10.01     Events of Default.

         Each of the following shall constitute an Event of Default on the part of the Company:

         (i)      any failure by the  Company to remit to the  Purchaser  any payment  required to be made under  the  terms of this  Agreement  which  continues  unremedied  for a period  of two
                  Business  Days after the date upon which written  notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

         (ii)     failure by the Company duly to observe or perform in any  material  respect any other of the covenants or  agreements  on the part of the Company set forth in this  Agreement or in the Custodial  Agreement  which  continues  unremedied  for a period of 90 days after the date on which  written  notice of such  failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

         (iii)    failure by the  Company to  maintain  its  license to do  business  in any  jurisdiction where the Mortgaged Property is located if such license is required; or

         (iv)     a decree or order of a court or  agency or  supervisory  authority  having  jurisdiction for the  appointment  of a  conservator  or receiver or  liquidator  in any  insolvency, readjustment  of debt,  including  bankruptcy,  marshaling of assets and  liabilities or similar  proceedings,  or for the winding-up or  liquidation of its affairs,  shall have been entered  against the Company and such degree or order shall have  remained in force undischarged or unstayed for a period of 60 days; or

         (v)      the  Company  shall  consent  to  the  appointment  of  a  conservator  or  receiver  or
                  liquidator  in  any  insolvency,   readjustment  of  debt,   marshaling  of  assets  and
                  liabilities  or similar  proceedings  of or relating to the Company or of or relating to all or substantially all of its property; or

         (vi)     the Company  shall admit in writing its  inability  to pay its debts  generally  as they become due, file a petition to take advantage of any applicable  insolvency,  bankruptcy or  reorganization  statute,  make an  assignment  for  the  benefit  of its  creditors,
                  voluntarily   suspend   payment  of  its   obligations  or  cease  its  normal  business
                  operations; or

         (vii)    the Company ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

         (viii)   the  Company  attempts to assign its right to  servicing  compensation  hereunder  or to assign this  Agreement or the  servicing  responsibilities  hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04.

         In each and every such  case,  so long as an Event of Default  shall not have been  remedied,  in addition to whatever  rights the  Purchaser  may have at law or equity to  damages,  including  injunctive relief and specific  performance,  the Purchaser,  by notice in writing to the Company,  may terminate all the rights and  obligations  of the Company under this  Agreement and in and to the Mortgage Loans and the proceeds thereof.

         Upon  receipt by the  Company of such  written  notice,  all  authority  and power of the Company under this  Agreement,  whether  with  respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section  12.01.  Upon written  request from any Purchaser, the Company shall  prepare,  execute and deliver to the successor  entity  designated by the Purchaser any and all documents and other  instruments,  place in such  successor's  possession all Servicing Files, and do or cause to be done all other acts or things  necessary or  appropriate  to effect the purposes of such notice of  termination,  including  but not limited to the transfer and  endorsement  or assignment of the
Mortgage  Loans and related  documents,  at the Company's sole expense.  The Company shall  cooperate with the  Purchaser and such  successor in effecting the  termination  of the  Company's  responsibilities  and rights hereunder,  including without  limitation,  the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial  Account,  Subsidy
Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02     Waiver of Defaults.

         By a written  notice,  the Purchaser may waive any default by the Company in the  performance  of its  obligations  hereunder and its  consequences.  Upon any waiver of a past default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been  remedied  for every  purpose of this  Agreement.  No such waiver  shall  extend to any  subsequent  or other  default or impair any right consequent thereon except to the extent expressly so waived.

                                                ARTICLE XI

                                               TERMINATION

Section 11.01     Termination.

         This  Agreement  shall  terminate  upon  either:  (i) the  later of the  final  payment  or other liquidation  (or any advance with respect  thereto) of the last  Mortgage Loan or the  disposition  of any
REO Property  with respect to the last Mortgage Loan and the  remittance  of all funds due  hereunder;  or
(ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02     Termination Without Cause.

         The  Purchaser  may  terminate,  at its sole option,  any rights the Company may have  hereunder, without cause as provided in this Section 11.02.  Any such notice of  termination  shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

         The Company shall be entitled to receive,  as such liquidated  damages,  upon the transfer of the servicing  rights,  an amount equal to: (i) 2.75% of the  aggregate  outstanding  principal  amount of the
Mortgage  Loans as of the  termination  date paid by the  Purchaser  to the Company with respect to all of the  Mortgage  Loans  for  which a  servicing  fee  rate of .25% is paid  per  annum,  (ii)  3.25%  of the aggregate  outstanding  principal  amount of the  Mortgage  Loans as of the  termination  date paid by the
Purchaser  to the Company  with  respect to all of the  Mortgage  Loans for which a servicing  fee rate of
..375% is paid per annum,  and (iii) 3.75% of the aggregate  outstanding  principal  amount of the Mortgage
Loans  as of the  termination  date  paid by the  Purchaser  to the  Company  with  respect  to all of the
Mortgage Loans for which a servicing fee rate of .44% or greater is paid per annum.

                                               ARTICLE XII

                                         MISCELLANEOUS PROVISIONS

Section 12.01     Successor to Company.

         Prior to termination of the Company's  responsibilities  and duties under this Agreement pursuant to Sections 8.04,  10.01,  11.01 (ii) or 11.02 the Purchaser  shall,  (i) succeed to and assume all of the
Company's  responsibilities,  rights,  duties and  obligations  under this  Agreement,  or (ii)  appoint a successor having the  characteristics  set forth in Section 8.02 and which shall succeed to all rights and assume all of the  responsibilities,  duties and  liabilities of the Company under this Agreement prior to
the  termination  of  Company's  responsibilities,   duties  and  liabilities  under  this  Agreement.  In
connection  with such  appointment  and  assumption,  the  Purchaser  may make such  arrangements  for the compensation  of such successor out of payments on Mortgage  Loans as it and such  successor  shall agree.
In the event that the Company's  duties,  responsibilities  and liabilities under this Agreement should be terminated  pursuant  to the  aforementioned  sections,  the  Company  shall  discharge  such  duties  and responsibilities  during the period  from the date it acquires  knowledge  of such  termination  until the effective  date thereof with the same degree of diligence  and prudence  which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice the rights or financial  condition  of its  successor.  The  resignation  or  removal  of the  Company  pursuant  to the aforementioned  sections shall not become effective until a successor shall be appointed  pursuant to this
Section  12.01 and shall in no event  relieve  the  Company of the  representations  and  warranties  made pursuant to Sections  3.01 and 3.02 and the remedies  available to the  Purchaser  under  Section 3.03, it being  understood  and agreed that the  provisions of such  Sections  3.01,  3.02,  3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such sale,  assignment,  resignation or termination of the
Company, or the termination of this Agreement.

         Any  successor  appointed  as  provided  herein  shall  execute,  acknowledge  and deliver to the
Company and to the Purchaser an instrument  accepting such  appointment,  wherein the successor shall make the  representations  and warranties set forth in Section 3.01,  except for subsection (h) with respect to the sale of the  Mortgage  Loans and  subsections  (i) and (k) thereof,  whereupon  such  successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination or resignation of the Company or termination of this Agreement  pursuant to Section 8.04, 10.01,  11.01 or
11.02  shall not affect any claims that any  Purchaser  may have  against  the Company  arising out of the
Company's actions or failure to act prior to any such termination or resignation.

         The  Company  shall  deliver  promptly  to the  successor  servicer  the  funds in the  Custodial
Account,  Subsidy Account and Escrow Account and all Servicing Files and related  documents and statements held by it  hereunder  and the  Company  shall  account for all funds and shall  execute and deliver  such instruments  and do such other things as may  reasonably be required to more fully and  definitively  vest in the successor all such rights,  powers,  duties,  responsibilities,  obligations and liabilities of the
Company.

         Upon a  successor's  acceptance  of  appointment  as such,  the Company  shall notify by mail the
Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02     Amendment.

         This  Agreement may be amended from time to time by written  agreement  signed by the Company and the Purchaser.

Section 12.03     Governing Law.

         This  Agreement  shall be construed in accordance  with the laws of the State of New York and the obligations,  rights and remedies of the parties  hereunder  shall be determined  in accordance  with such laws.

         Each of the Company and the Purchaser  hereby  knowingly,  voluntarily and  intentionally  waives any and all rights it may have to a trial by jury in respect or any  litigation  based on, or arising  out of, under,  or in connection  with, this  Agreement,  or any other  documents and instruments  executed in connection herewith,  or any course of conduct,  course of dealing,  statements (whether oral or written), or actions of the Company or the  Purchaser.  This  provision is a material  inducement  for the Purchaser to enter into this Agreement.

Section 12.04     Duration of Agreement.

         This  Agreement  shall  continue in existence  and effect until  terminated  as herein  provided.
This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05     Notices.

         All  demands,  notices and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered mail, postage prepaid,  addressed as follows:

         (i)      if to the Company with respect to servicing and investor reporting issues:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  Des Moines, Iowa  50328-0001
                  Attention:  John B. Brown, MAC X2401-042

                  If to the Company with respect to all other issues:

                  Wells Fargo Bank, N.A.
                  7430 New Technology Way
                  Frederick, MD  21703
                  Attention:  Structured Finance Manager, MAC X3906-012

                  In each instance with a copy to:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  Des Moines, Iowa  50328-0001
                  Attention:  General Counsel, MAC X2401-06T

                  or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

         (ii)     if to Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Dr., Suite 200
                  Irving, TX  75038
                  Attention:  Ralene Ruyle

         With a copy to:

                  Bear Stearns Mortgage Capital Corp.
                  383 Madison Avenue
                  New York, NY  10179
                  Attention:  Baron Silverstein

Section 12.06     Severability of Provisions.

         If any one or more of the covenants,  agreements,  provisions or terms of this Agreement shall be held invalid for any reason  whatsoever,  then such  covenants,  agreements,  provisions or terms shall be deemed  severable  from the remaining  covenants,  agreements,  provisions or terms of this  Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07     Relationship of Parties.

         Nothing  herein  contained  shall be deemed or construed to create a partnership or joint venture between  the  parties  hereto  and the  services  of the  Company  shall  be  rendered  as an  independent contractor and not as agent for the Purchaser.

Section 12.08     Execution; Successors and Assigns.

         This Agreement may be executed in one or more  counterparts  and by the different  parties hereto on  separate  counterparts,  each of which,  when so  executed,  shall be deemed to be an  original;  such counterparts,  together,  shall  constitute  one and the same  agreement.  Subject to Section  8.04,  this
Agreement  shall inure to the  benefit of and be binding  upon the  Company  and the  Purchaser  and their respective successors and assigns.

Section 12.09     Recordation of Assignments of Mortgage.

         To the extent  permitted by  applicable  law, each of the  Assignments  of Mortgage is subject to recordation  in all  appropriate  public  offices for real  property  records in all the counties or other comparable  jurisdictions in which any or all of the Mortgaged  Properties are situated,  and in any other appropriate  public  recording  office or  elsewhere,  such  recordation  to be effected at the  Company's expense in the event  recordation is either  necessary under  applicable law or requested by the Purchaser at its sole option.

Section 12.10     Assignment by Purchaser.

         The Purchaser  shall have the right,  without the consent of the Company but subject to the limit set forth in Section 2.02 hereof,  to assign,  in whole or in part, its interest under this Agreement with respect to some or all of the  Mortgage  Loans,  and  designate  any person to exercise  any rights of the
Purchaser hereunder,  by executing an Assignment,  Assumption and Recognition  Agreement  substantially in the form  attached as Exhibit G and the assignee or designee  shall  accede to the rights and  obligations hereunder of the Purchaser  with respect to such Mortgage  Loans.  All references to the Purchaser in this
Agreement shall be deemed to include its assignee or designee.

Section 12.11  Solicitation of Mortgagor.

         Neither party shall, after the related Closing Date, take any action to solicit the refinancing of any Mortgage Loan.  It is understood and agreed that neither (i) promotions undertaken by either party or any affiliate of either party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

                             [Intentionally Blank - Next Page Signature Page]

         IN WITNESS  WHEREOF,  the Company and the  Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION                                      WELLS FARGO BANK, N.A.
Purchaser                                                     Company

By:_________________________________________                  By:___________________________________________

Name:_______________________________________                  Name:_________________________________________

Title:______________________________________                  Title:________________________________________

STATE OF                   )
                           )       ss:
COUNTY OF ___________      )

         On the _____ day of  _______________,  20___  before me, a Notary  Public in and for said  State, personally appeared ____________________________________________, known to me to be_______________________
 of Wells Fargo Bank,  N.A.,  the national  banking  association  that executed the within  instrument and also known to me to be the person who  executed  it on behalf of said bank,  and  acknowledged  to me that such bank executed the within instrument.

         IN WITNESS  WHEREOF,  I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                                              ____________________________________________
                                                              Notary Public

                                                              My Commission expires_______________________

STATE OF                            )
                                    )       ss:
COUNTY OF                           )

         On the _____ day of  _______________,  20___  before me, a Notary  Public in and for said  State,
personally    appeared     _____________________________________,     known    to    me    to    be    the
______________________________  of EMC Mortgage  Corporation,  the  corporation  that  executed the within instrument  and also known to me to be the  person  who  executed  it on behalf of said  corporation,  and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS  WHEREOF,  I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                                              ____________________________________________
                                                              Notary Public

                                                              My Commission expires________________________

                                                      EXHIBIT A

                               FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

                  On this _____ day of  __________,  20___,  Wells Fargo Bank,  N.A. (the "Seller") as the
Seller under that  certain  Amended and Restated  Master  Mortgage  Loan  Purchase  Agreement,  ("Purchase
Agreement")  and as the Company under that certain  Amended and Restated  Master  Seller's  Warranties and
Servicing Agreement (the "Servicing  Agreement") each dated as of _______________,  20___,  (collectively, the "Agreements") does hereby sell,  transfer,  assign, set over and convey to EMC Mortgage Corporation as the Purchaser (the "Purchaser")  under the Purchase  Agreement,  and Purchaser hereby accepts from Seller, without  recourse,  but subject to the terms of the Agreements,  all right,  title and interest of, in and to the Mortgage  Loans listed on the Mortgage  Loan Schedule  attached  hereto as Exhibit A, together with the Custodial  Mortgage  Files and Retained  Mortgage Files and all rights and  obligations  arising under the  documents  contained  therein.  Pursuant to Section 2.03 of the Servicing  Agreement,  the Seller has
delivered to the Custodian the  documents  for each  Mortgage  Loan to be purchased.  The Servicing  Files retained by the Seller pursuant to Section 2.01 of the Servicing  Agreement shall be appropriately  marked to clearly reflect the sale of the related Mortgage Loans to the Purchaser.

                  Capitalized  terms used herein and not  otherwise  defined  shall have the  meanings set forth in the Agreements.

EMC Mortgage Corporation                                      Wells Fargo Bank, N.A.
Purchaser                                                     Company

By:_________________________________________                  By:___________________________________________

Name:_______________________________________                  Name:_________________________________________

Title:______________________________________                  Title:________________________________________

                                                EXHIBIT B

                                           CUSTODIAL AGREEMENT

                                                EXHIBIT C

                                      CONTENTS OF EACH RETAINED MORTGAGE FILE,
                                SERVICING FILE AND CUSTODIAL MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the Retained  Mortgage  File and  Custodial  Mortgage File
shall include each of the following  items,  which shall be available for  inspection by the Purchaser and any  prospective  Purchaser,  and which shall be retained by the Company in the Retained  Mortgage File or
Servicing  File or  delivered  to the  Custodian  pursuant  to  Sections  2.01  and  2.03 of the  Seller's
Warranties and the Servicing Agreement to which this Exhibit is attached (the "Agreement"):

         1.       The original  Mortgage Note bearing all intervening  endorsements,  endorsed "Pay to the
                  order  of   without   recourse"   and   signed  in  the  name  of  the   Company  by  an
                  authorized  officer (in the event that the Mortgage  Loan was acquired by the Company in a  merger,  the  signature  must be in the  following  form:  "[Company],  successor  by merger to [name of  predecessor]";  and in the event that the Mortgage Loan was acquired or  originated  by the Company while doing  business  under another name,  the signature must be in the following form:  "[Company], formerly know as [previous name]").

         2.       The original of any guarantee executed in connection with the Mortgage Note (if any).

         3.       The  original  Mortgage,  with  evidence of  recording  thereon or a certified  true and correct copy of the Mortgage sent for  recordation.  If in connection  with any Mortgage
                  Loan,  the Company  cannot  deliver or cause to be delivered the original  Mortgage with evidence of  recording  thereon on or prior to the  related  Closing  Date  because of a delay caused by the public  recording  office where such Mortgage has been delivered for recordation  or because such  Mortgage  has been lost or because  such public  recording office  retains the original  recorded  Mortgage,  the Company shall deliver or cause to be delivered to the Custodian,  a photocopy of such  Mortgage,  together with (i) in the case of a delay caused by the public recording office,  an Officer's  Certificate of the
                  Company  stating  that such  Mortgage  has been  dispatched  to the  appropriate  public recording  office for recordation and that the original  recorded  Mortgage or a copy of such Mortgage  certified by such public  recording office to be a true and complete copy of the original  recorded  Mortgage  will be promptly  delivered to the  Custodian  upon receipt  thereof  by the  Company;  or (ii) in the  case of a  Mortgage  where a  public recording  office  retains  the  original  recorded  Mortgage  or in the  case  where  a
                  Mortgage  is  lost  after  recordation  in a  public  recording  office,  a copy of such
                  Mortgage  certified by such public  recording  office or by the title insurance  company that issued the title  policy to be a true and complete  copy of the  original  recorded
                  Mortgage.

                  Further,  with  respect  to MERS  Mortgage  Loans,  (a) the  Mortgage  names MERS as the
                  Mortgagee and (b) the requirements set forth in the Electronic  Tracking  Agreement have been  satisfied,  with a  conformed  recorded  copy to  follow  as  soon as the  same is received by the Company.

         4.       the  originals or  certified  true copies of any document  sent for  recordation  of all assumption,  modification,  consolidation  or  extension  agreements,  with  evidence of recording thereon.

         5.       The  original  Assignment  of Mortgage for each  Mortgage  Loan,  in form and  substance acceptable  for  recording  (except for the  insertion  of the name of the  assignee and recording  information).  The  Assignment  of  Mortgage  must be duly  recorded  only if recordation is either  necessary  under  applicable law or commonly  required by private institutional  mortgage  investors in the area where the  Mortgaged  Property is located or on  direction  of the  Purchaser  as  provided  in the  Custodial  Agreement.  If the
                  Assignment  of  Mortgage  is to be  recorded,  the  Mortgage  shall be  assigned  to the
                  Purchaser.  If the  Assignment  of Mortgage is not to be  recorded,  the  Assignment  of
                  Mortgage  shall  be  delivered  in  blank.  If the  Mortgage  Loan was  acquired  by the
                  Company in a merger,  the Assignment of Mortgage must be made by  "[Company],  successor by merger to [name of  predecessor]."  If the Mortgage  Loan was acquired or  originated by the Company  while doing  business  under another  name,  the  Assignment of Mortgage must be by "[Company], formerly know as [previous name]."

         6.       Originals  or  certified  true  copies  of  documents   sent  for   recordation  of  all
                  intervening  assignments of the Mortgage with evidence of recording  thereon,  or if any such intervening  assignment has not been returned from the applicable  recording office or has been lost or if such  public  recording  office  retains  the  original  recorded assignments  of  mortgage,  the Company  shall  deliver or cause to be  delivered to the
                  Custodian,  a photocopy of such  intervening  assignment,  together with (i) in the case of a delay  caused by the public  recording  office,  an  Officer's  Certificate  of the
                  Company  stating that such  intervening  assignment  of mortgage has been  dispatched to the  appropriate  public  recording  office  for  recordation  and  that  such  original recorded  intervening  assignment of mortgage or a copy of such  intervening  assignment of  mortgage  certified  by the  appropriate  public  recording  office  or by the title insurance  company that issued the title  policy to be a true and  complete  copy of the original recorded  intervening  assignment of mortgage will be promptly delivered to the
                  Custodian  upon receipt  thereof by the Company;  or (ii) in the case of an  intervening assignment  where a public recording  office retains the original  recorded  intervening assignment or in the case where an intervening  assignment is lost after  recordation in a public  recording  office,  a copy of such  intervening  assignment  certified by such public  recording  office  to be a true  and  complete  copy  of the  original  recorded intervening assignment.

         7.       The electronic form of PMI Policy as identified by certificate number.

         8.       The original  mortgagee  policy of title  insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

         9.       Any security  agreement,  chattel mortgage or equivalent executed in connection with the
                  Mortgage.

         10.      Original power of attorney, if applicable.

11.      For each Cooperative Loan, the original or a seller certified true copy of the following:

                           The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

                           UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the
                           Purchaser;

                           Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the Company;

                           Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

                           Cooperative Shares with a Stock Certificate in blank attached;

                           Original Proprietary Lease;

                           Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

                           Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan; and

                           Originals of any assumption,  consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan,  the Servicing  File shall include each of the following  items to the extent in the possession of the Company or in the possession of the Company's agent(s):

         12.      The original hazard  insurance  policy and, if required by law, flood insurance  policy, in accordance with Section 4.10 of the Agreement.

         13.      Residential loan application.

         14.      Mortgage Loan closing statement.

         15.      Verification of employment and income,  unless  originated  under the Company's  Limited
                  Documentation program, Fannie Mae Timesaver Plus.

         16.      Verification of acceptable evidence of source and amount of down payment.

         17.      Credit report on the Mortgagor.

         18.      Residential appraisal report.

         19.      Photograph of the Mortgaged Property.

         20.      Survey of the Mortgage property, if required by the title company or applicable law.

         21.      Copy of each  instrument  necessary  to complete  identification  of any  exception  set forth in the  exception  schedule in the title policy,  i.e. map or plat,  restrictions, easements, sewer agreements, home association declarations, etc.

         22.      All required disclosure statements.

         23.      If available,  termite  report,  structural  engineer's  report,  water  potability  and septic certification.

         24.      Sales contract, if applicable.

         25.      Evidence  of  payment  of  taxes  and  insurance   premiums,   insurance   claim  files,
                  correspondence,   current  and  historical   computerized  data  files,  and  all  other
                  processing,   underwriting   and  closing  papers  and  records  which  are  customarily contained in a mortgage  loan file and which are required to document the Mortgage  Loan or to service the Mortgage Loan.

         26.      Amortization schedule, if available.

         27.      Payment history for any Mortgage Loan that has been closed for more than 90 days.

         In the event an Officer's  Certificate of the Company is delivered to the Custodian  because of a delay  caused by the public  recording  office in  returning  any  recorded  document,  the Company  shall deliver to the  Custodian,  within 240 days of the related  Closing Date, an Officer's  Certificate  which shall (i) identify the recorded  document,  (ii) state that the recorded  document has not been  delivered to the Custodian due solely to a delay caused by the public  recording  office,  (iii) state the amount of time generally  required by the applicable  recording office to record and return a document submitted for recordation,  and  (iv)  specify  the date the  applicable  recorded  document  will be  delivered  to the
Custodian.  The Company  shall be required to deliver to the Custodian the  applicable  recorded  document by the date  specified in (iv) above.  An  extension of the date  specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                EXHIBIT D

                                    SERVICING CRITERIA TO BE ADDRESSED
                                       IN ASSESSMENT OF COMPLIANCE

------------------- ----------------------------------------------------------------------------- ------------------- -------------------
 Reg AB Reference                                Servicing Criteria                                   Applicable         Inapplicable
                                                                                                  Servicing Criteria  Servicing Criteria
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                          General Servicing Considerations
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(1)(ii)      If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Any requirements in the transaction agreements to maintain a back-up
1122(d)(1)(iii)     servicer for the mortgage loans are maintained.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                         Cash Collection and Administration
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(2)(i)       Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Disbursements made via wire transfer on behalf of an obligor or to an
1122(d)(2)(ii)      investor are made only by authorized personnel.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances,
1122(d)(2)(iii)     are made, reviewed and approved as specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)      transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that
1122(d)(2)(v)       meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent unauthorized access.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(2)(vii)     Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                         Investor Remittances and Reporting
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(3)(i)       Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable
                    Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------

------------------- ----------------------------------------------------------------------------- ------------------- -------------------
Reg AB Reference                                 Servicing Criteria                                   Applicable         Inapplicable
                                                                                                  Servicing Criteria  Servicing Criteria
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                         Pool Asset Administration (cont'd)
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in
1122(d)(3)(iii)     the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Amounts remitted to investors per the investor reports agree with cancelled
1122(d)(3)(iv)      checks, or other form of payment, or custodial bank statements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                             Pool Asset Administration
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(4)(i)       Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Mortgage loan and related documents are safeguarded as required by the
1122(d)(4)(ii)      transaction agreements
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in
1122(d)(4)(iii)     the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the
1122(d)(4)(iv)      related mortgage loan documents.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    The Servicer's records regarding the mortgage loans agree with the
1122(d)(4)(v)       Servicer's records with respect to an obligor's unpaid principal balance.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Changes with respect to the terms or status of an obligor's mortgage loans
                    (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and
1122(d)(4)(vi)      related pool asset documents.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the
1122(d)(4)(vii)     timeframes or other requirements established by the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.
                    Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where
1122(d)(4)(viii)    delinquency is deemed temporary (e.g., illness or unemployment).
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Adjustments to interest rates or rates of return for mortgage loans with
1122(d)(4)(ix)      variable rates are computed based on the related mortgage loan documents.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Regarding any funds held in trust for an obligor (such as escrow accounts):
                    (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such
1122(d)(4)(x)       other number of days specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Payments made on behalf of an obligor (such as tax or insurance payments)
                    are made on or before the related penalty or expiration dates, as indicated
                    on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction
1122(d)(4)(xi)      agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or
1122(d)(4)(xii)     omission.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other
1122(d)(4)(xiii)    number of days specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Delinquencies, charge-offs and uncollectible accounts are recognized and
1122(d)(4)(xiv)     recorded in accordance with the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Any external enhancement or other support, identified in Item 1114(a)(1)
                    through (3) or Item 1115 of Regulation AB, is maintained as set forth in
1122(d)(4)(xv)      the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------

                                                EXHIBIT E

                                      FORM OF SARBANES CERTIFICATION

         Re:      The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

I,  ________________________________,  the _______________________ of [Name of Servicer],  certify to [the
Owner],  [the  Depositor],  and the [Master  Servicer]  [Securities  Administrator]  [Trustee],  and their officers, with the knowledge and intent that they will rely upon this certification, that:

         (1)      I  have  reviewed  the  servicer  compliance  statement  of  the  Servicer  provided  in accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the  Servicer's  compliance  with the servicing  criteria set forth in Item 1122(d)
         of  Regulation  AB (the  "Servicing  Criteria"),  provided in  accordance  with Rules  13a-18 and
         15d-18 under  Securities  Exchange Act of 1934, as amended (the "Exchange  Act") and Item 1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Servicer during 200[ ] that were delivered by the Servicer to the [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the "Servicer
         Servicing Information");

         (2)      Based on my knowledge,  the Servicer Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the period of time  covered  by the  Servicer  Servicing
         Information;

         (3)      Based  on my  knowledge,  all of  the  Servicer  Servicing  Information  required  to be provided  by the  Servicer  under the  Agreement  has been  provided to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

         (4)      I am  responsible  for  reviewing  the  activities  performed by the Servicer  under the
         Agreement,  and based on my knowledge  and the  compliance  review  conducted  in  preparing  the
         Compliance  Statement  and  except  as  disclosed  in the  Compliance  Statement,  the  Servicing
         Assessment  or the  Attestation  Report,  the Servicer has fulfilled  its  obligations  under the
         Agreement; and

(5)      The Compliance  Statement,  the Servicing  Assessment and the  Attestation  Report required to be provided  by the  Servicer  pursuant  to the  Agreement  have been  provided  to the  [Depositor]
         [Master Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the [Depositor]  [Master Servicer].  Any material instance of noncompliance with the
         Servicing Criteria has been disclosed in such reports.

                                                            Date:

                                                            By:___________________________________________
                                                            Name:_________________________________________
                                                            Title:________________________________________

                                                EXHIBIT F

                               FORM OF SARBANES-OXLEY BACK-UP CERTIFICATION

I,  ______________________,  Vice  President  of Wells  Fargo  Bank,  N.A.  (the  "Servicer"),  certify to
__________________,  and  its  officers,  directors,  agents  and  affiliates  (the  "Sarbanes  Certifying
Party"), and with the knowledge and intent that they will rely upon this certification, that:

         (i)      Based  on my  knowledge,  the  information  relating  to  the  Mortgage  Loans  and  the servicing  thereof  submitted by the Servicer to the Sarbanes  Certifying Party which is used in  connection  with  preparation  of the reports on Form 8-K and the annual report on Form 10-K filed with the  Securities  and  Exchange  Commission  with  respect to the
                  Securitization,  taken as a whole,  does not contain any untrue  statement of a material fact or omit to state a material fact  necessary to make the  statements  made, in light of the  circumstances  under which such  statements  were made, not misleading as of the date of this certification;

         (ii)     The servicing  information  required to be provided to the Sarbanes  Certifying Party by the Servicer  under the relevant  servicing  agreement has been provided to the Sarbanes
                  Certifying Party;

         (iii)    I am  responsible  for  reviewing  the  activities  performed by the Servicer  under the relevant  servicing  agreement  and  based  upon the  review  required  by the  relevant servicing  agreement,  and except as  disclosed in the Annual  Statement of  Compliance, the Annual Independent Public  Accountant's  Servicing Report and all servicing reports, officer's  certificates and other information  relating to the servicing of the Mortgage
                  Loans submitted to the Sarbanes  Certifying  Party,  the Servicer has, as of the date of this  certification  fulfilled its obligations under the relevant  servicing  agreement;
                  and

(iv)     I have disclosed to the Sarbanes  Certifying Party all significant  deficiencies  relating to the
                  Servicer's  compliance with the minimum servicing  standards in accordance with a review conducted  in  compliance  with the Uniform  Single  Attestation  Program  for  Mortgage
                  Bankers or similar standard as set forth in the relevant servicing agreement.

         (v)      The Servicer  shall  indemnify and hold harmless the Sarbanes  Certifying  Party and its officers,  directors,  agents and  affiliates  from and  against  any  losses,  damages, penalties,  fines,  forfeitures,  reasonable legal fees and related costs, judgments and other costs and  expenses  arising out of or based upon a breach by the  Servicer or any of its  officers,  directors,  agents  or  affiliates  of  its  obligations  under  this
                  Certification  or the  negligence,  bad faith or willful  misconduct  of the Servicer in connection  therewith.  If the  indemnification  provided for herein is  unavailable  or insufficient to hold harmless the Sarbanes  Certifying  Party,  then the Servicer agrees that it shall  contribute  to the  amount  paid or payable  by the  Sarbanes  Certifying
                  Party  as a result  of the  losses,  claims,  damages  or  liabilities  of the  Sarbanes
                  Certifying  Party in such  proportion as is appropriate to reflect the relative fault of the  Sarbanes  Certifying  Party  on the one  hand  and the  Servicer  on the  other  in connection with a breach of the Servicer's  obligations under this  Certification or the
                  Servicer's negligence, bad faith or willful misconduct in connection therewith.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:                                                        By:
                                                              Name:
                                                              Title:

                                                EXHIBIT G

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                                                                        ____________,
20__

         ASSIGNMENT,  ASSUMPTION AND  RECOGNITION  AGREEMENT,  dated  ___________________,  20____ between
_________________,  a  _________________  corporation having an office at  _________________  ("Assignor")
and _________________, having an office at _________________ ("Assignee"):

         For and in  consideration of the sum of one dollar ($1.00) and other valuable  consideration  the receipt and sufficiency of which are hereby  acknowledge,  and of the mutual covenants  herein  contained, the parties hereto hereby agree as follows:

         1.       The Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor,  as Purchaser,  in, to and under that certain Seller's  Warranties and Servicing
Agreement,  (the "Seller's Warranties and Servicing  Agreement"),  dated as of  _________________,  by and between  _________________  (the "Purchaser"),  and  _________________  (the "Company"),  and the Mortgage
Loans delivered  thereunder by the Company to the Assignor,  and that certain  Custodial  Agreement,  (the
"Custodial  Agreement"),  dated as of  _________________,  by and among the  Company,  the  Purchaser  and
_________________ (the "Custodian").

         2.       The Assignor warrants and represents to, and covenants with, the Assignee that:

                  a.       The Assignor is the lawful  owner of the Mortgage  Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

                  b.       The Assignor has not received  notice of, and has no knowledge of, any offsets, counterclaims  or other  defenses  available to the Company with  respect to the Seller's  Warranties  and
Servicing Agreement or the Mortgage Loans;

                  c.       The  Assignor  has not waived or agreed to any waiver  under,  or agreed to any amendment or other  modification  of, the Seller's  Warranties  and  Servicing  Agreement,  the  Custodial
Agreement or the Mortgage Loans,  including without  limitation the transfer of the servicing  obligations under the Seller's  Warranties  and  Servicing  Agreement.  The Assignor has no knowledge  of, and has not received  notice of, any waivers under or amendments or other  modifications  of, or assignments of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

                  d.       Neither the Assignor nor anyone acting on its behalf has offered,  transferred, pledged,  sold or otherwise  disposed of the  Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  to,  or  solicited  any  offer to buy or  accept  a  transfer,  pledge  or other disposition  of the  Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security from,  or otherwise  approached  or  negotiated  with respect to the Mortgage  Loans,  any interest in the
Mortgage  Loans or any other  similar  security  with,  any  person  in any  manner,  or made any  general solicitation  by means of general  advertising  or in any other  manner,  or taken any other  action which would  constitute a distribution  of the Mortgage Loans under the Securities Act or which would render the disposition  of the  Mortgage  Loans  a  violation  of  Section  5 of the 33 Act or  require  registration pursuant thereto.

         3.       That  Assignee  warrants and  represent  to, and  covenants  with,  the Assignor and the
Company pursuant to Section 12.10 of the Seller's Warranties and Servicing Agreement that:

                  a.       The Assignee agrees to be bound, as Purchaser,  by all of the terms,  covenants and conditions of the Seller's  Warranties and Servicing  Agreement,  the Mortgage Loans and the Custodial
Agreement,  and from and after the date  hereof,  the  Assignee  assumes  for the  benefit  of each of the
Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

                  b.       The  Assignee  understands  that the  Mortgage  Loans have not been  registered under the 33 Act or the securities laws of any state;

                  c.       The purchase  price being paid by the  Assignee  for the Mortgage  Loans are in excess of  $250,000.00  and will be paid by cash  remittance of the full purchase  price within 60 days of the sale;

                  d.       The  Assignee  is  acquiring  the  Mortgage  Loans for  investment  for its own account  only and not for any other  person.  In this  connection,  neither  the  Assignee  nor any person authorized to act therefor has offered to Mortgage  Loans by means of any general  advertising  or general solicitation  within the meaning of Rule 502(c) of US  Securities  and Exchange  Commission  Regulation D,
promulgated under the Securities Act;

                  e.       The  Assignee  considers  itself  a  substantial  sophisticated   institutional
investor  having such  knowledge and  experience  in financial and business  matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

                  f.       The Assignee has been  furnished  with all  information  regarding the Mortgage
Loans that it has requested from the Assignor or the Company;

                  g.       Neither the Assignee nor anyone acting on its behalf has offered,  transferred, pledged,  sold or otherwise  disposed of the  Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  to,  or  solicited  any  offer to buy or  accept  a  transfer,  pledge  or other disposition  of the  Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security from,  or otherwise  approached  or  negotiated  with respect to the Mortgage  Loans,  any interest in the
Mortgage  Loans or any other  similar  security  with,  any person in any manner which would  constitute a distribution  of the  Mortgage  Loans  under  the 33 Act or which  would  render  the  disposition  of the
Mortgage Loans a violation of Section 5 of the 33 Act or require  registration  pursuant thereto, nor will it act, nor has it  authorized  or will it authorize any person to act, in such manner with respect to the
Mortgage Loans; and

                  h.       Either (1) the  Assignee is not an employee  benefit plan  ("Plan")  within the meaning of section 3(3) of the Employee  Retirement  Income Security Act of 1974, as amended  ("ERISA") or a plan (also  "Plan")  within the  meaning of section  4975(e)(1)  of the  Internal  Revenue  Code of 1986
("Code"),  and the  Assignee is not directly or  indirectly  purchasing  the Mortgage  Loans on behalf of, investment  manager  of, as named  fiduciary  of, as Trustee  of, or with  assets  of, a Plan;  or (2) the
Assignee's  purchase of the Mortgage Loans will not result in a prohibited  transaction  under section 406 of ERISA or section 4975 of the Code.

                  i.       The Assignee's address for purposes of all notices and  correspondence  related to the Mortgage Loans and the Seller's Warranties and Servicing Agreements is:

                          ______________________________________________________

                          ______________________________________________________

                          ______________________________________________________

                           Attention: _________________

         The Assignee's wire transfer  instructions  for purposes of all remittances and payments  related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

                          ______________________________________________________

                          ______________________________________________________

                          ______________________________________________________

                           Attention: _________________

         4.       From and after the date  hereof,  the Company  shall note the  transfer of the  Mortgage
Loans to the Assignee in its books and records,  the Company shall  recognize the Assignee as the owner of the  Mortgage  Loans and the Company  shall  service the  Mortgage  Loans for the benefit of the  Assignee pursuant to the Seller's  Warranties and Servicing  Agreement,  the terms of which are incorporated herein by  reference.  It is the  intention  of the  Assignor,  the Company and the  Assignee  that the  Seller's
Warranties and Servicing  Agreement  shall be binding upon and inure to the benefit of the Company and the
Assignee and their respective successors and assigns.

                                           [Signatures Follow]

         IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

__________________________________                            ____________________________________________
Assignor                                                      Assignee

By:_______________________________                            By:_________________________________________

Name:_____________________________                            Name:_______________________________________

Its:______________________________                            Its:________________________________________

Tax Payer Identification No.:                                 Tax Payer Identification No.:
________________________________                              _________________________________

                                                EXHIBIT H

                                           ELECTRONIC DATA FILE

         (1)      the street address of the Mortgaged Property including the city, state, county and zip code;

         (2)      a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a cooperative, a townhouse, manufactured housing or a unit in a condominium project;

         (3)      the Mortgage Interest Rate as of the Cut-off Date;

         (4)      the current Monthly Payment;

         (5)      loan term, number of months;

         (6)      the stated maturity date;

         (7)      the Stated Principal Balance of the Mortgage Loan as of the close of business on the
                  Cut-off Date, after deduction of payments of principal due on or before the Cut-off
                  Date;

         (8)      the Loan-to-Value Ratio;

         (9)      a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan;

         (10)     a code indicating whether the Mortgage Loan is a temporary buydown (Y or N);

         (11)     the Servicing Fee Rate;

         (12)     a code indicating whether the Mortgage Loan is covered by lender-paid mortgage insurance (Y or N);

         (13)     a code indicating whether the Mortgage Loan is a Time$aver® Mortgage Loan (Y or N);

         (14)     the Mortgagor's first and last name;

         (15)     a code indicating whether the Mortgaged Property is owner-occupied;

         (16)     the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

         (17)     the date on which the first Monthly Payment was due on the Mortgage Loan;

         (18)     the last Due Date on which a Monthly Payment was actually applied to the actual principal balance;

         (19)     the original principal amount of the Mortgage Loan;

         (20)     a code indicating the purpose of the loan (i.e., purchase, financing, rate/term refinancing, cash-out refinancing);

         (21)     the Mortgage Interest Rate at origination;

         (22)     the date on which the first Monthly Payment was due on the Mortgage Loan;

         (23)     a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2's and current pay stub or 2 years 1040's for self employed borrowers), alternative or reduced);

         (24)     a code indicating if the Mortgage Loan is subject to a PMI Policy;

         (25)     the Appraised Value of the Mortgage Property;

         (26)     the sale price of the Mortgaged Property, if applicable;

         (27)     the Mortgagor's Underwriting FICO Score;

         (28)     term of prepayment penalty in years;

         (29)     a code indicating the product type;

         (30)     a code indicating the credit grade of the Mortgage Loan;

         (31)     the unpaid balance of the Mortgage Loan as of the close of business on the Cut-off
                  Date, after deduction of all payments of principal;

         (32)     the Note date of the Mortgage Loan;

         (33)     the mortgage insurance certificate number and percentage of coverage, if applicable;

         (34)     the Mortgagor's date of birth;

         (35)     the MIN Number for each Mortgage Loan, if applicable;

         (36)     employer name;

         (37)     subsidy program code;

         (38)     servicer name;

         (39)     the combined Loan-to-Value Ratio;

         (40)     the total Loan-to-Value Ratio;

         (41)     whether the Mortgage Loan is convertible (Y or N);

         (42)     a code indicating whether the Mortgage Loan is a relocation loan (Y or N);

         (43)     a code indicating whether the Mortgage Loan is a leasehold loan (Y or N);

         (44)     a code indicating whether the Mortgage Loan is an Alt A loan (Y or N);

         (45)     a code indicating whether the Mortgage Loan is a no ratio loan (Y or N);

         (46)     a code indicating whether the Mortgage Loan is a Pledged Asset Mortgage Loan (Y or N);

         (47)     effective LTV percentage for Pledged Asset Mortgage Loans;

         (48)     citizenship type code;

         (49)     a code indicating whether the Mortgage Loan is a conforming or non-conforming loan, based on the original loan balance;

         (50)     the name of the client for which the Mortgage Loan was originated;

         (51)     the program code;

         (52)     the loan sub doc code;

         (53)     the remaining interest-only term for Interest Only Mortgage Loans;

                                      The Company shall provide the following
                                   For the Home Mortgage Disclosure Act (HMDA):

         (54)     the Mortgagor's and co-Mortgagor's (if applicable) ethnicity;

         (55)     the Mortgagor's and co-Mortgagor's (if applicable) race;

         (56)     lien status;

         (57)     for cash-out refinance loans, the cash purpose;

         (58)     the Mortgagor's and co-Mortgagor's (if applicable) gender;

         (59)     the Mortgagor's and co-Mortgagor's (if applicable) social security numbers;

         (60)     the number of units for the property;

         (61)     the year in which the property was built;

         (62)     the qualifying monthly income of the Mortgagor;

         (63)     the number of bedrooms contained in the property;

         (64)     a code indicating first time buyer (Y or N);

         (65)     the total rental income, if any;

                                      The Seller shall provide the following
                              for the adjustable rate Mortgage Loans (if applicable):

         (66)     the maximum Mortgage Interest Rate under the terms of the Mortgage Note;

         (67)     the Periodic Interest Rate Cap;

         (68)     the Index;

         (69)     the next Adjustment Date;

         (70)     the Gross Margin; and

         (71)     the lifetime interest rate cap.

                                 MASTER MORTGAGE LOAN PURCHASE AGREEMENT

         This is an Amended and Restated  Master  Mortgage  Loan  Purchase  Agreement  (the  "Agreement"),
dated as of  November  1, 2004 by and between  EMC  Mortgage  Corporation,  having an office at 909 Hidden
Ridge Drive,  Suite 200,  Irving,  Texas 75038 (the  "Purchaser")  and Wells Fargo Bank,  N.A.,  having an office at 1 Home Campus, Des Moines, Iowa 50328-0001 (the "Seller").

                                           W I T N E S S E T H

         WHEREAS,  the Seller  agrees to sell,  and the  Purchaser  agrees to purchase,  from time to time certain  conventional  residential  mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein:

         WHEREAS,  the Mortgage  Loans shall be delivered as pools of whole loans (each a "Loan  Package")
on various dates as provided herein (each a "Closing Date"); and

         WHEREAS,  the  parties  intend  hereby  to set forth the  terms  and  conditions  upon  which the proposed Transactions will be effected.

         NOW THEREFORE,  in consideration of the promises and the mutual agreements set forth herein,  the parties hereto agree as follows:

         SECTION 1.         All  capitalized  terms  not  otherwise  defined  herein  have the  respective meanings set forth in the Amended and Restated Master Seller's Warranties and Servicing  Agreement,  dated as of the date herewith (the"Master Seller's Warranties and Servicing Agreement").

         SECTION  2.  Agreement  to  Purchase.  The Seller  agrees to sell,  and the  Purchaser  agrees to purchase  from time to time,  Mortgage  Loans  having an  aggregate  principal  balance on the  applicable related Cut-off Date in an amount as set forth in the related  Commitment  Letters or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual  aggregate  principal  balance of the
Mortgage  Loans in the related Loan Package  accepted by the Purchaser on the related  Closing  Date.  The
Mortgage Loans will be delivered pursuant to the Master Seller's Warranties and Servicing Agreement.

         SECTION 3.         Mortgage  Schedules.  The Seller  will  provide  the  Purchaser  with  certain information  constituting  a listing of the Mortgage  Loans to be purchased  under this Agreement for each
Transaction  (the "Mortgage Loan  Schedule").  Each Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" under the Master Seller's Warranties and Servicing Agreement.

         SECTION 4.        Purchase  Price.  The  purchase  price for each  Loan  Package  (the  "Purchase
Price")  shall be the  percentage  of par as stated in the related  Commitment  Letter,  multiplied by the aggregate  principal balance,  as of the related Cut-off Date, of the Mortgage Loans listed in the related
Loan Package,  after  application of scheduled  payments of principal for such related Loan Package due on or before the related  Cut-off Date whether or not  collected.  The purchase  price for a Loan Package may be adjusted as stated in the related Commitment Letter.

         In addition to the Purchase  Price,  the Purchaser shall pay to the Seller,  at closing,  accrued interest on the initial  principal  amount of the Mortgage  Loans at the weighted  average  Mortgage  Loan
Remittance  Rate for each Loan Package from the related  Cut-off Date through the day prior to the related
Closing Date, inclusive.

         With  respect  to each  Loan  Package,  the  Purchaser  shall be  entitled  to (1) all  scheduled principal due after the related  Cut-off Date, (2) all other  recoveries of principal  collected after the related Cut-off Date  (provided,  however,  that all scheduled  payments of principal due on or before the related  Cut-off  Date and  collected  by the Seller  after the related  Cut-off  Date shall belong to the
Seller),  and (3) all payments of interest on the  Mortgage  Loans at the Mortgage  Loan  Remittance  Rate
(minus that  portion of any such payment  which is  allocable  to the period prior to the related  Cut-off
Date).  The principal  balance of each Mortgage  Loan as of the related  Cut-off Date is determined  after application  of  payments  of  principal  due  on or  before  the  related  Cut-off  Date  whether  or not collected.  Therefore,  payments of scheduled  principal  and  interest  prepaid for a due date beyond the related  Cut-off Date shall not be applied to the principal  balance as of the related  Cut-off Date. Such prepaid  amounts (minus  interest at the Servicing Fee Rate) shall be the property of the  Purchaser.  The
Seller shall deposit any such prepaid  amounts into the Custodial  Account,  which account is  established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

         SECTION 5.        Examination  of Mortgage  Files.  Prior to each Closing Date,  the Seller shall
(a) deliver to the  Purchaser in escrow,  for  examination,  the  Mortgage  File for each  Mortgage  Loan, including  a copy of the  Assignment  of  Mortgage,  pertaining  to each  Mortgage  Loan,  or (b) make the
Mortgage Files available to the Purchaser for  examination at the Seller's  offices or such other location as shall  otherwise be agreed upon by the Purchaser and the Seller.  Such  examination  may be made by the
Purchaser or by any  prospective  purchaser of the Mortgage Loans from the  Purchaser,  at any time before or after  such  related  Closing  Date,  upon prior  reasonable  notice to the  Seller.  The fact that the
Purchaser or any  prospective  purchaser of the Mortgage  Loans has conducted or has failed to conduct any partial or complete  examination  of the Mortgage  Files shall not affect the  Purchaser's  (or any of its successor's)  rights to demand  repurchase,  substitution  or other  relief as  provided  under the Master
Seller's Warranties and Servicing Agreement.

         Prior to Seller's  receipt of the Purchase Price,  the Purchaser shall cause the Custodian to act as bailee for the sole and exclusive  benefit of the Seller  pursuant to the  Custodial  Agreement and act only in accordance  with  Seller's  instructions.  Upon the Seller's  receipt of the Purchase  Price,  the
Seller shall provide  notification  to the Custodian to release  ownership of the Mortgage Loan  Documents contained in the Custodial  Mortgage  File.  Such  notification  shall be in a form of a written notice by facsimile or other  electronic  media,  with a copy sent to the  Purchaser.  Subsequent  to such  release, such Mortgage Loan  Documents  shall be retained by the  Custodian for the benefit of the  Purchaser.  All
Mortgage  Loan  Documents  related to Mortgage  Loans not  purchased by the Purchaser on the Closing Date, shall be  maintained  by the  Custodian  for the benefit of the Seller and shall be returned to the Seller within two (2) Business Days after the Closing Date.

         SECTION 6.         Representations,  Warranties and  Agreements of Seller.  The Seller agrees and acknowledges  that it shall, as a condition to the consummation of the transactions  contemplated  hereby, make the  representations  and  warranties  specified  in  Section  3.01 and 3.02 of the  Master  Seller's
Warranties  and  Servicing  Agreement,  as  of  each  related  Closing  Date.  The  meaning  of  the  term
"Agreement" as used in Sections 3.01 and 3.02 of the Master  Seller's  Warranties and Servicing  Agreement
shall include this  Agreement.  The Seller,  without  conceding  that the Mortgage  Loans are  securities, hereby makes the following  additional  representations,  warranties and agreements  which shall be deemed to have been made as of the related Closing Date:

         a)       neither the Seller nor anyone  acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of any  Mortgage  Loans,  any  interest in any Mortgage  Loans or any other similar  security to, or solicited  any offer to buy or accept a transfer,  pledge or other disposition  of any  Mortgage  Loans,  any interest in any  Mortgage  Loans or any other  similar security  from, or otherwise  approached or negotiated  with respect to any Mortgage  Loans,  any interest in any Mortgage Loans or any other similar  security with, any person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner,  or taken any  other  action  which  would  constitute  a  distribution  of the  Mortgage  Loans  under the
         Securities  Act or which would  render the  disposition  of any  Mortgage  Loans a  violation  of
         Section 5 of the Securities Act or require  registration  pursuant thereto,  nor will it act, nor has it  authorized  or will it  authorize  any person to act, in such manner with  respect to the
         Mortgage Loans; and

         b)       the Seller has not dealt with any broker or agent or anyone  else who might be  entitled to a fee or commission in connection with this transaction other than the Purchaser.

         SECTION 7.         Representation,   Warranties  and  Agreement  of  Purchaser.   The  Purchaser,
without  conceding that the Mortgage  Loans are  securities,  hereby makes the following  representations, warranties and agreements, which shall have been deemed to have been made as of the related Closing Date.

         a)       the Purchaser  understands  that the Mortgage Loans have not been  registered  under the
         Securities Act or the securities laws of any state;

         b)       the Purchaser is acquiring  the Mortgage  Loans for its own account only and not for any other person;

         c)       the Purchaser  considers  itself a  substantial,  sophisticated  institutional  investor having such  knowledge and  experience  in financial  and business  matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

         d)       the Purchaser  has been  furnished  with all  information  regarding the Mortgage  Loans which it has requested from the Seller or the Company; and

         e)       neither the  Purchaser nor anyone acting on its behalf  offered,  transferred,  pledged, sold or otherwise  disposed of any Mortgage  Loan, any interest in any Mortgage Loan or any other similar  security  to,  or  solicited  any  offer to buy or  accept a  transfer,  pledge or other disposition  of any  Mortgage  Loan,  any  interest  in any  Mortgage  Loan or any other  similar security  from,  or otherwise  approached or negotiated  with respect to any Mortgage  Loan,  any interest in any Mortgage Loan or any other similar  security with,  any person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner,  or taken any  other  action  which  would  constitute  a  distribution  of the  Mortgage  Loans  under the
         Securities  Act or which  would  render the  disposition  of any  Mortgage  Loan a  violation  of
         Section 5 of the Securities Act or require  registration  pursuant thereto,  nor will it act, nor has it  authorized  or will it  authorize  any person to act, in such manner with  respect to the
         Mortgage Loans.

         SECTION 8.         Closing.  The closing for the  purchase  and sale of each Loan  Package  shall take place on the related  Closing  Date.  At the  Purchaser's  option,  the Closing  shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree; or conducted in person,  at such place as the parties shall agree.

         The closing shall be subject to each of the following conditions:

         a)       all of the  representations  and warranties of the Seller under this Agreement and under the Master  Seller's  Warranties  and  Servicing  Agreement  shall be true and correct as of such related  Closing  Date and no event  shall have  occurred  which,  with  notice or the passage of time,  would  constitute a default  under this  Agreement or an Event of Default under the Master
         Seller's Warranties and Servicing Agreement;

         b)       the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow,  all Closing Documents as specified in Section 9 of this Agreement,  in such forms as are agreed upon and  acceptable to the  Purchaser,  duly executed by all  signatories  other than the
         Purchaser as required pursuant to the respective terms thereof;

         c)       the  Seller  shall  have  delivered  and  released  to the  Custodian  under the  Master
         Seller's  Warranties  and  Servicing  Agreement all  documents  required  pursuant to the related
         Custodial Agreement, and

         d)       all other terms and conditions of this Agreement shall have been complied with.

         Subject to the  foregoing  conditions,  the  Purchaser  shall pay to the  Seller on such  related
Closing  Date the  applicable  Purchase  Price,  plus  accrued  interest  pursuant  to  Section  4 of this
Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

         SECTION 9.         Closing  Documents.  With respect to the Mortgage Loans, the Closing Documents shall consist of the following documents:

         On the initial Closing Date:

         1.       the Master Seller's Warranties and Servicing Agreement, in three counterparts;

         2.       this Agreement in two counterparts;

         3.       the  Custodial  Agreement,  dated as November  30,  1999,  by and  between EMC  Mortgage
                  Corporation as Owner,  and Wells Fargo Bank, N.A.  (formerly Wells Fargo Bank Minnesota,
                  N.A.) attached as an exhibit to the Master Seller's Warranties and Servicing Agreement;

         4.       the Mortgage  Loan  Schedule for the related  Loan  Package,  one copy to be attached to each  counterpart of the Master  Seller's  Warranties and Servicing  Agreement,  to each counterpart of this Agreement,  and to each counterpart of the Custodial  Agreement,  as the Mortgage Loan Schedule thereto;

         5.       a Receipt and Certification, as required under the Custodial Agreement;

6.       an Opinion of Counsel of the Seller, in the form of Exhibit 1 hereto; and

7.       an Assignment and Conveyance Agreement for the related Mortgage Loans.

         On each subsequent Closing Date, the following documents:

1.       the Mortgage Loan Schedule for the related Loan Package;

2.       an Assignment and Conveyance Agreement for the related Mortgage Loans; and

3.       a Receipt and Certification, as required under the Custodial Agreement.

         SECTION 10.        Costs.  The Purchaser shall pay any  commissions  due its salesmen,  the legal fees and expenses of its attorneys and the costs and expenses  associated  with the Custodian.  The Seller shall be responsible  for reasonable  costs and expenses  associated  with any  preparation of the initial assignments  of  mortgage.  All other costs and  expenses  incurred in  connection  with the  transfer and delivery of the Mortgage Loans,  including fees for title policy  endorsements and  continuations  and the
Seller's attorney fees, shall be paid by the Seller.

         SECTION 11.        Servicing  The  Mortgage  Loans shall be serviced by the Seller in  accordance with the terms of the Master  Seller's  Warranties and Servicing  Agreement.  The Seller shall be entitled to servicing fees calculated as provided therein, at the Servicing Fee Rate.

         SECTION 12.        Financial  Statements.  The Seller  understands  that in  connection  with the
Purchaser's  marketing  of  the  Mortgage  Loans,  the  Purchaser  shall  make  available  to  prospective purchasers a  Consolidated  Statement of  Operations  of the Seller for the most  recently  completed  two fiscal  years  respecting  which such a statement is  available,  as well as a  Consolidated  Statement of
Condition  at the  end of the  last  two (2)  fiscal  years  covered  by such  Consolidated  Statement  of
Operations.  The Purchaser shall also make available any comparable  interim  statements to the extent any such  statements  have been  prepared by the seller in a format  intended or  otherwise  suitable  for the public at large.  The Seller,  if it has not already done so, agrees to furnish  promptly to the Purchaser copies of the  statements  specified  above.  The Seller  shall  also make  available  information  on its servicing  performance  with respect to loans in its own portfolio and loans serviced for others (if any), including foreclosure and delinquency ratios.

         The  Seller  also  agrees to allow  access to a  knowledgeable  (as  shall be  determined  by the
Seller)  financial or accounting  officer for the purpose of answering  questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

         SECTION 13.        Mandatory  Delivery.  The  sale  and  delivery  on  each  Closing  Date of the related  Mortgage  Loans  described on the  respective  Mortgage  Loan  Schedules is  mandatory,  it being specifically  understood  and  agreed  that each  Mortgage  Loan must be unique and  identifiable  on such related  Closing  Date and  that an  award of money  damages  would  be  insufficient  to  compensate  the
Purchaser  for the losses  and  damages  incurred  by the  Purchaser  (including  damages  to  prospective purchasers of the Mortgage  Loans) in the event of the Seller's  failure to deliver the Mortgage  Loans on or before such related  Closing Date.  All rights and remedies of the Purchaser  under this  Agreement are distinct from,  and cumulative  with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         SECTION 14.        Notices.  All  demands,  notices  and  communications  hereunder  shall  be in writing and shall be deemed to have been duly given if mailed,  by  registered or certified  mail,  return receipt  requested,  or, if by other means,  when  received by the other party at the address shown on the first page  hereof,  or such other  address  as may  hereafter  be  furnished  to the other  party by like notice.  Any such demand,  notice of communication  hereunder shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

         SECTION 15.        Severability Clause. Any part,  provision,  representation or warranty of this
Agreement  which is prohibited or which is held to be void or  unenforceable  shall be  ineffective to the extent of such  prohibition or  unenforceability  without  invalidating the remaining  provisions  hereof.
Any part,  provision,  representation  or warranty of this Agreement which is prohibited or  unenforceable or is  held  to  be  void  or  unenforceable  in  any  jurisdiction  shall  be  ineffective,  as  to  such jurisdiction,  to the extent of such prohibition or  unenforceability  without  invalidating the remaining provisions  hereof,  and any such prohibition or  unenforceability  in any jurisdiction as to any Mortgage
Loan shall not  invalidate  or render  unenforceable  such  provision  in any other  jurisdiction.  To the extent  permitted by  applicable  law, the parties  hereto waive any  provision of law which  prohibits or renders  void  or  unenforceable  any  provision  hereof.  If  the  invalidity  of  any  part,  provision, representation  or warranty of this Agreement shall deprive any party of the economic  benefit intended to be conferred by this Agreement,  the parties shall  negotiate,  in good-faith,  to develop a structure the economic effect of which is as close as possible to the economic  effect of this Agreement  without regard to such invalidity.

         SECTION 16.        Counterparts.  This Agreement may be executed  simultaneously in any number of counterparts.  Each  counterpart  shall be  deemed  to be an  original,  and all such  counterparts  shall constitute one and the same instrument.

         SECTION 17.        Place of  Delivery  and  Governing  Law.  This  Agreement  shall be  deemed in effect when a fully  executed  counterpart  thereof is received by the  Purchaser in the State of New York and  shall be  deemed  to have  been  made in State of New  York.  The  Agreement  shall be  construed  in accordance  with  the  laws of the  State of New York and the  obligations,  rights  and  remedies  of the parties  hereunder  shall be determined in  accordance  with the laws of the State of New York,  except to the extent preempted by Federal Law.

         Each of the Seller and the Purchaser hereby knowingly,  voluntarily and intentionally  waives any and all rights it may have to a trial by jury in respect of any  litigation  based on, or arising  out of, under,  or in  connection  with,  this  Agreement,  or any other  documents  and  instruments  executed in connection herewith,  or any course of conduct,  course of dealing,  statements (whether oral or written), or actions of the Seller or the Purchaser.  This  provision is a material  inducement for the Purchaser to enter into this Agreement.

         SECTION 18.        Further  Agreements.  The  Purchaser  and the Seller each agree to execute and deliver  to the other  such  additional  documents,  instruments  or  agreements  as may be  necessary  or appropriate to effectuate the purposes of this Agreement.

         Without  limiting the generality of the  foregoing,  the Seller shall  reasonably  cooperate with the Purchaser in  connection  with the initial  resales of the Mortgage  Loans by the  Purchaser.  In that connection,  the Seller  shall  provide to the  Purchaser:  (i) any and all  information  and  appropriate verification  of information,  whether  through  letters of its auditors and counsel or otherwise,  as the
Purchaser shall  reasonably  request,  and (ii) such additional  representations,  warranties,  covenants, opinions of counsel,  letters  from  auditors  and  certificates  of public  officials  or officers of the
Seller as are  reasonably  believed  necessary  by the  Purchaser in  connection  with such  resales.  The requirement of the Seller pursuant to (ii) above shall  terminate on the related  Closing Date,  except as provided  pursuant to Article IX of the Master  Seller's  Warranties  and  Servicing  Agreement.  Prior to
incurring any  out-of-pocket  expenses  pursuant to this paragraph,  the Seller shall notify the Purchaser in writing of the estimated  amount of such  expense.  The  Purchaser  shall  reimburse the Seller for any such expense following its receipt of appropriate details thereof.

         SECTION 19.        Intention  of  the  Parties.  It is the  intention  of the  parties  that  the
Purchaser is purchasing,  and the Seller is selling,  an undivided 100% ownership interest in the Mortgage
Loans and not a debt instrument of the Seller or another  security.  Accordingly,  the parties hereto each intend to treat the  transaction  for Federal income tax purposes as a sale by the Seller,  and a purchase by the  Purchaser,  of the  Mortgage  Loans.  The  Purchaser  shall have the right to review the  Mortgage
Loans and the related  Mortgage Loan Files to determine the  characteristics  of the Mortgage  Loans which shall  affect the  Federal  income tax  consequences  of owning the  Mortgage  Loans and the Seller  shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

         SECTION 20.        Successors  and Assigns;  Assignment  of Purchase  Agreement.  This  Agreement
shall  bind and inure to the  benefit  of and be  enforceable  by the  Seller  and the  Purchaser  and the respective  successors  and  assigns  of the  Seller  and  the  Purchaser.  This  Agreement  shall  not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

         SECTION 21.  Waivers;  Other  Agreements.  No term or provision of this  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party  against whom such waiver or modification is sought to be enforced.

         SECTION 22.  Exhibits.  The exhibits to this  Agreement are hereby  incorporated  and made a part hereof and are an integral part of this Agreement.

         SECTION  23.  General  Interpretive  Principles.  For  purposes  of  this  Agreement,  except  as otherwise expressly provided or unless the context otherwise requires:

         a)       the  terms  defined  in  this  Agreement  have  the  meanings  assigned  to them in this
         Agreement  and  include  the plural as well as the  singular,  and the use of any  gender  herein shall be deemed to include the other gender;

         b)       accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

         c)       references  herein to "Articles",  "Sections",  "Subsections",  "Paragraphs",  and other subdivisions without reference to a document are to designated Articles,  Sections,  Subsections,
         Paragraphs and other subdivisions of this Agreement;

         d)       a reference to a  Subsection  without  further  reference to a Section is a reference to such  Subsection as contained in the same Section in which the reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

         e)       the words  "herein",  "hereof",  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         f)       the  term  "include"  or  "including"  shall  mean  without   limitation  by  reason  of
         enumeration.

         SECTION 24.  Reproduction  of  Documents.  This  Agreement and all  documents  relating  thereto, including,  without limitation,  (a) consents,  waivers and modifications which may hereafter be executed,
(b) documents received by any party at the closing, and (c) financial  statements,  certificates and other information  previously  or hereafter  furnished,  may be  reproduced  by any  photographic,  photostatic, microfilm,  micro-card,  miniature  photographic or other similar process. The parties agree that any such reproduction  shall be  admissible  in evidence as the original  itself in any judicial or  administrative proceeding,  whether or not the original is in existence and whether or not such  reproduction was made by a party in the regular course of business,  and that any  enlargement,  facsimile or further  reproduction of such reproduction shall likewise be admissible in evidence.
                                           [Signatures Follow]

         IN WITNESS  WHEREOF,  the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                                              EMC MORTGAGE CORPORATION
                                                              (Purchaser)

                                                              By:__________________________________________
                                                              Name:________________________________________
                                                              Title:_______________________________________

                                                              WELLS FARGO BANK, N.A.
                                                              (Seller)

                                                              By:__________________________________________
                                                              Name:________________________________________
                                                              Title:_______________________________________

                                                EXHIBIT 1

                                        FORM OF OPINION OF COUNSEL

Re:      Mortgage Loan Sale by Wells Fargo Bank, N.A. (the "Company") to EMC Mortgage Corporation (the
"Purchaser") of first lien mortgage loans (the "Mortgage Loans") pursuant to that certain Amended and
Restated Master Seller's Warranties and Servicing Agreement and Amended and Restated Master Mortgage
Loan Purchase Agreement by and between the Company and the Purchaser, dated as of November 1, 2005.

Dear Sir/Madam:

I am  [_______]  of Wells  Fargo Bank,  N.A.  and have acted as counsel to Wells  Fargo  Bank,  N.A.  (the
"Company"),  with respect to certain  matters in connection with the sale by the Company of Mortgage Loans pursuant to that certain  Amended and Restated  Master  Seller's  Warranties  and Servicing  Agreement and
Amended and Restated Master  Mortgage Loan Purchase  Agreement by and between the Company and EMC Mortgage
Corporation  (the  "Purchaser"),  dated as of November 1, 2005, (the  "Agreements"),  which sale is in the form of whole  Mortgage  Loans.  Capitalized  terms not  otherwise  defined  herein have the  meanings set forth in the Amended and Restated Master Seller's Warranties and Servicing Agreement.

I have examined the following documents:

1.       the Amended and Restated Master Seller's Warranties and Servicing Agreement;

2.       the Amended and Restated Master Mortgage Loan Purchase Agreement;

3.       the Custodial Agreement;

4.       the form of endorsement of the Mortgage Notes; and

5.       such other  documents,  records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed  necessary and proper, I have relied upon the  representations  and warranties of the Company  contained in the Agreements.  I have assumed the  authenticity of all documents  submitted to me as originals,  the  genuineness of all  signatures,  the legal  capacity of natural  persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1.       The Company is a national  banking  association  duly  organized,  validly  existing  and in good standing under the laws of the United States.

2.       The Company  has the power to engage in the  transactions  contemplated  by the  Agreements,  the
         Custodial  Agreement  and all requisite  power,  authority and legal right to execute and deliver the Agreements,  the Custodial  Agreement and the Mortgage Loans,  and to perform and observe the terms and conditions of such instruments.

3.       Each person who, as an officer or  attorney-in-fact  of the Company,  signed (a) the  Agreements, each dated as of November 1, 2005,  by and  between  the Company and the  Purchaser,  and (b) any other  document  delivered  prior  hereto or on the date hereof in  connection  with the sale and servicing of the Mortgage Loans in accordance  with the Agreements  was, at the respective  times of such  signing  and  delivery,  and is,  as of the date  hereof,  duly  elected  or  appointed, qualified  and acting as such officer or  attorney-in-fact,  and the  signatures  of such persons appearing on such documents are their genuine signatures.

4.       Each of the  Agreements,  the  Custodial  Agreement,  and  the  Mortgage  Loans,  has  been  duly authorized,  executed and  delivered by the Company and is a legal,  valid and binding  agreement enforceable  in  accordance  with its terms,  subject to the effect of  insolvency,  liquidation,
         convervatorship   and  other  similar  laws   administered  by  the  Federal  Deposit   Insurance
         Corporation  affecting the  enforcement  of contract  obligations of insured banks and subject to the application of the rules of equity,  including those  respecting the availability of specific performance,  none of which  will  materially  interfere  with the  realization  of the  benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

5.       The  Company  has been  duly  authorized  to allow any of its  officers  to  execute  any and all documents  by  original  signature  in order to complete  the  transactions  contemplated  by the
         Agreements  and the  Custodial  Agreement,  and by original or  facsimile  signature  in order to execute the  endorsements  to the Mortgage Notes and the  assignments  of the Mortgages,  and the original or facsimile  signature of the officer at the Company  executing the endorsements to the
         Mortgage Notes and the  assignments of the Mortgages  represents the legal and valid signature of said officer of the Company.

6.       Either (i) no consent,  approval,  authorization or order of any court or governmental  agency or body is required for the execution,  delivery and  performance by the Company of or compliance by the  Company  with the  Agreements,  the  Custodial  Agreement  or the sale and  delivery  of the
         Mortgage Loans or the  consummation of the transactions  contemplated by the Agreements,  and the
         Custodial  Agreement;  or (ii) any required  consent,  approval,  authorization or order has been obtained by the Company.

7.       Neither the  consummation of the  transactions  contemplated by, nor the fulfillment of the terms of the  Agreements and the Custodial  Agreement,  will conflict with or results in or will result in a breach of or  constitutes  or will  constitute a default under the charter or by-laws of the
         Company,  the terms of any  indenture or other  agreement or instrument to which the Company is a party or by which it is bound or to which it is  subject,  or  violates  any  statute  or  order,
         rule,  regulations,   writ,  injunction  or  decree  of  any  court,  governmental  authority  or regulatory body to which the Company is subject or by which it is bound.

8.       There is no action,  suit,  proceeding or investigation  pending or, to the best of my knowledge, threatened  against  the  Company  which,  in my  opinion,  either in any one  instance or in the aggregate,  may result in any material  adverse  change in the  business,  operations,  financial condition,  properties  or assets of the Company or in any  material  impairment  of the right or ability  of the  Company  to carry  on its  business  substantially  as now  conducted  or in any material  liability on the part of the Company or which would draw into  question the validity of the  Agreements,  and  the  Custodial  Agreement,  or of  any  action  taken  or to be  taken  in connection  with the  transactions  contemplated  thereby,  or which  would be  likely  to impair materially  the  ability  of the  Company to perform  under the terms of the  Agreements  and the
         Custodial Agreement.

9.       For  purposes  of the  foregoing,  I  have  not  regarded  any  legal  or  governmental  actions, investigations  or proceedings to be "threatened"  unless the potential  litigant or governmental authority  has  manifested  to the legal  department of the Company or an employee of the Company responsible  for the receipt of process a present  intention to initiate  such  proceedings;  nor have I regarded any legal or  governmental  actions,  investigations  or proceedings as including those that are  conducted  by state or  federal  authorities  in  connection  with their  routine regulatory  activities.  The  sale  of each  Mortgage  Note  and  Mortgage  as and in the  manner contemplated by the Agreements is sufficient  fully to transfer all right,  title and interest of the Company  thereto as noteholder and  mortgagee,  apart from the rights to service the Mortgage
         Loans pursuant to the Agreements.

10.      The form of  endorsement  that is to be used with respect to the Mortgage  Loans is legally valid and sufficient to duly endorse the Mortgage  Notes to the  Purchaser.  Upon the completion of the endorsement  of the Mortgage Notes and the  completion of the  assignments of the Mortgages,  and the recording  thereof,  the endorsement of the Mortgage Notes,  the delivery to the Custodian of the completed  assignments of the Mortgages,  and the delivery of the original  endorsed Mortgage
         Notes to the  Custodian  would be  sufficient to permit the entity to which such Mortgage Note is initially  endorsed at the  Purchaser's  direction,  and to whom such  assignment of Mortgages is initially  assigned at the  Purchaser's  direction,  to avail itself of all protection  available under  applicable law against the claims of any present or future  creditors of the Company,  and would be sufficient to prevent any other sale, transfer,  assignment,  pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This  opinion is given to you for your sole  benefit,  and no other  person or entity is  entitled to rely hereon except that the  purchaser or  purchasers  to which you initially and directly  resell the Mortgage
Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

                                                                                                                            EXHIBIT I-1

                                           ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an  Assignment,  Assumption  and  Recognition  Agreement  (this “AAR  Agreement”)  made as of  December  28, 2006 (the
“Closing Date”), among EMC Mortgage Corporation (the “Assignor”),  Citibank, N.A., not in its individual capacity but solely as trustee for the holders of Bear Steams ALT-A Trust 2006-8,  Mortgage  Pass-Through  Certificates,  Series 2006-8 (the  “Assignee”)  and Bank of
America, National Association (the “Company”).

         Whereas,  pursuant to the  Recognition  Agreement  dated as of December 1, 2006,  between the  Assignor  and the Company  (the
“Recognition  Agreement),  the Company has agreed to service  certain  residential  mortgage  loans (the  “Assigned  Loans”)  listed on
Attachment 1 annexed hereto (the “Assigned Loan  Schedule”)  for the Assignor as owner of the Assigned  Loans,  in accordance  with the terms and conditions of the Amended and Restated Flow Mortgage Loan Sale and Servicing  Agreement,  dated April 1, 2005, as modified in
(a) the Regulation AB Compliance Addendum to Amended and Restated Flow Mortgage Loan Sale and Servicing  Agreement,  dated December 21,
2005, between the Assignor and the Company and (b) the Recognition Agreement (as modified, the "Servicing Agreement").

         In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the Assigned Loans now serviced by the Company for  Assignor  and the  Assignor’s  right to have the Assigned  Loans  serviced  for the Assignor by the Company  under the
Recognition  Agreement  shall be subject to the terms of this AAR Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

         The Assignor  hereby  grants,  transfers  and assigns to the Assignee all of the right,  title and interest of the Assignor in the  Assigned  Loans and, as they relate to the Assigned  Loans,  all of its right,  title and interest in, to and under the  Servicing
Agreement.  Notwithstanding  anything to the contrary contained herein, the Assignor  specifically  reserves and does not assign to the
Assignee any right, title and interest in, to or under the representations  and warranties  contained in Subsection 7.01 and Subsection
7.02 of the Servicing  Agreement and the Assignor is retaining the right to enforce the  representations  and  warranties  set forth in those  sections  against the Company.  The  Assignor  specifically  reserves  and does not assign to the Assignee any right,  title and interest in, to or under any Mortgage Loans subject to the Recognition Agreement other than those set forth on Attachment 1.

Representations, Warranties and Covenants

         The Assignor warrants and represents to the Assignee and the Company as of the date hereof:

a)   Attached hereto as Attachment 2 are true and accurate copies of the Servicing Agreement and Recognition  Agreement,  each of which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived,  amended or modified in any respect, nor has any notice of termination been given thereunder;

b)   The  Assignor was the lawful  owner of the  Assigned  Loans with full right to transfer the Assigned  Loans and any and all of its interests,  rights and  obligations  under the Servicing  Agreement and the  Recognition  Agreement as they relate to the Assigned
     Loans,  free and clear from any and all claims and  encumbrances;  and upon the transfer of the Assigned  Loans to the Assignee as contemplated  herein, the Assignee shall have good title to each and every Assigned Loan, as well as any and all of the Assignee’s interests,  rights and obligations  under the Servicing  Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

c)   There are no  offsets,  counterclaims  or other  defenses  available  to the Company  with  respect to the  Assigned  Loans or the
     Servicing Agreement and the Recognition Agreement;

d)   The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

e)   The Assignor is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction of its  incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f)   The Assignor has full corporate power and authority to execute,  deliver and perform its obligations under this AAR Agreement, and to consummate the  transactions set forth herein.  The  consummation of the transactions  contemplated by this AAR Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of the Assignor’s charter or by-laws or any legal restriction,  or any material agreement or instrument to which the
     Assignor is now a party or by which it is bound,  or result in the  violation of any law,  rule,  regulation,  order,  judgment or decree to which the Assignor or its property is subject.  The  execution,  delivery  and  performance  by the Assignor of this AAR
     Agreement  and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly  authorized  by all  necessary corporate  action on the part of the  Assignor.  This AAR Agreement has been duly executed and delivered by the Assignor and, upon the due  authorization,  execution and delivery by the Assignee and the Company,  will  constitute  the valid and legally  binding obligation of the Assignor  enforceable  against the Assignor in accordance with its terms except as enforceability may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect  relating to creditors’
     rights  generally,  and by general  principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

g)   No consent, approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by the Assignor in  connection  with the  execution,  delivery or  performance  by the Assignor of this AAR
     Agreement,  or the  consummation  by it of the  transactions  contemplated  hereby.  Neither the Assignor nor anyone acting on its behalf has offered, transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer,  pledge or other  disposition  of the Assigned  Loans,  or any interest in the
     Assigned Loans or otherwise  approached or negotiated  with respect to the Assigned  Loans,  or any interest in the Assigned Loans with any Person in any manner, or made any general  solicitation by means of general  advertising or in any other manner, or taken any other action which would  constitute a  distribution  of the Assigned  Loans under the Securities Act of 1933, as amended (the
     “1933  Act”) or which would  render the  disposition  of the  Assigned  Loans a violation  of Section 5 of the 1933 Act or require registration pursuant thereto;

h)   The Assignor has received  from the Company,  and has delivered to the  Assignee,  all  documents  required to be delivered to the
     Assignor by the Company prior to the date hereof pursuant to the Servicing  Agreement and the  Recognition  Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

i)   No event has occurred  from the Closing Date to the date hereof which would render the  representations  and  warranties as to the related Assigned Loans made by the Company in the Servicing  Agreement and the Recognition  Agreement to be untrue in any material respect;

         The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof:

a)   The Assignee is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its organization and has all requisite  power and authority to hold the Assigned Loans as trustee on behalf of the holders of Bear Stearns ALT-A Trust,
     Mortgage Pass-Through Certificates, Series 2006-8;

b)   The Assignee has full corporate power and authority to execute,  deliver and perform its obligations under this AAR Agreement, and to consummate the  transactions set forth herein.  The  consummation of the transactions  contemplated by this AAR Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of the Assignee’s charter or by-laws or any legal restriction,  or any material agreement or instrument to which the
     Assignee is now a party or by which it is bound,  or result in the  violation of any law,  rule,  regulation,  order,  judgment or decree to which the Assignee or its property is subject.  The  execution,  delivery  and  performance  by the Assignee of this AAR
     Agreement  and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly  authorized  by all  necessary corporate  action on part of the  Assignee.  This AAR Agreement has been duly executed and delivered by the Assignee and, upon the due  authorization,  execution  and  delivery by the  Assignor  and the Company,  will  constitute  the valid and legally  binding obligation of the Assignee  enforceable  against the Assignee in accordance with its terms except as enforceability may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect  relating to creditors’
     rights  generally,  and by general  principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

c)   No consent, approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by the Assignee in  connection  with the  execution,  delivery or  performance  by the Assignee of this AAR
     Agreement, or the consummation by it of the transactions contemplated hereby; and

d)   The  Assignee  assumes  for the  benefit of each of the  Assignor  and the Company  all of the  Assignor’s  rights as  “Purchaser”
     thereunder but solely with respect to such Assigned Loans.

         The Company warrants and represents to, and covenant with, the Assignor and the Assignee as of the date hereof:

a)   Attached hereto as Attachment 2 are true and accurate copies of the Servicing  Agreement and the  Recognition  Agreement,  each of which  agreement is in full force and effect as of the date hereof and the  provisions  of which have not been waived,  amended or modified in any respect, nor has any notice of termination been given to the Company thereunder;

b)   The Company is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its organization,  and has all requisite power and authority to service the Assigned Loans and otherwise to perform its  obligations  under the Servicing
     Agreement and the Recognition Agreement;

c)   The Company has full corporate power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation of the transactions  contemplated by this AAR Agreement is in the ordinary course of the Company’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or  provisions  of the  Company’s  articles of  association  or by-laws or any legal  restriction,  or any  material  agreement or instrument to which the Company is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation, order,  judgment or decree to which the Company or its  property  is subject.  The  execution,  delivery  and  performance  by the
     Company of this AAR Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly authorized by all  necessary  corporate  action on the part of the Company.  This AAR  Agreement  has been duly  executed  and  delivered by the
     Company, and, upon the due authorization,  execution and delivery by the Assignor and the Assignee,  will constitute the valid and legally binding obligation of the Company,  enforceable  against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is  considered in a proceeding in equity or at law;

d)   No consent, approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be  obtained or made by the Company in  connection  with the  execution,  delivery  or  performance  by the Company of this AAR
     Agreement, or the consummation by it of the transactions contemplated hereby, except such as has been obtained,  effected or taken prior to the date hereof;

e)   The Company shall establish a Custodial Account and an Escrow Account under the Servicing  Agreement in favor of the Assignee with respect to the Assigned Loans separate from the Custodial  Account and Escrow Account  previously  established under the Servicing
     Agreement in favor of the Assignor; and

f)   No  certification,  statement,  report or other  agreement,  document or  instrument  furnished  or to be furnished by the Company pursuant to this AAR Agreement  contains or will contain any materially  untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

         The Company  hereby  restates the  representations  and  warranties set forth in Section 2.02 of the Reg AB Addendum as of the date hereof.

         Notwithstanding  anything to the  contrary in the  Servicing  Agreement or the Reg AB  Addendum,  the Company  shall (or shall cause any Third-Party  Originator to) (i) immediately  notify Assignor and SAMI II in writing of (A) legal proceedings  pending against the Company,  or proceedings  known to be  contemplated by  governmental  authorities  against the Company which in the judgment of the
Company  would be, in each case,  material to  purchasers  of  securities  backed by the  Assigned  Loans and (B) any  affiliations  or relationships  of the type  described in Item 1119(b) of Regulation AB that develop  following the date hereof  between the Company and any of the above listed  parties or other parties  identified in writing by the Assignor or SAMI II with respect to the  Securitization
Transaction and (ii) provide to the Assignor and SAMI II a description of such proceedings, affiliations or relationships.

         Each  notice/update  regarding  Regulation  AB  should  be sent to the  Assignor  by  e-mail  to  regABnotifications@bear.com.
Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (972) 831-2555
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                           Notifications pursuant to (i)(A) above should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           CityLewisville, TX  75067
                           Attention:  General Counsel for Loan Administration
                           Facsimile:  (972) 831-2555
                           Email:  sellerapproval@bear.com

                           with copies to:
                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

         The Assignor  hereby agrees to indemnify and hold the Assignee (and its successors and assigns)  harmless  against any and all claims, losses,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments, and any other costs, fees and expenses that the Assignee  (and its  successors  and assigns) may sustain in any way related to any breach of the  representations  or warranties of the Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of the Assignee

         From and after the date hereof,  the Company shall  recognize the Assignee as owner of the Assigned  Loans,  and  acknowledges that the Assigned  Loans will be part of a REMIC,  and will service the Assigned Loans in accordance  with the Servicing  Agreement but in no event in a manner  that would (i) cause any REMIC to fail to qualify as a REMIC or (ii)  result in the  imposition  of a tax upon any REMIC  (including but not limited to the tax on prohibited  transactions  as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d) of the Code).  It is the  intention  of the  Assignor,  the Company and the
Assignee  that this AAR Agreement  shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties hereto.  Neither the Company nor the Assignor  shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or provisions of the Servicing  Agreement which amendment,  modification,  waiver or other alteration would in any way affect the Assigned
Loans without the prior written consent of the Assignee.

         Notwithstanding  any term hereof to the contrary,  it is expressly  understood  and agreed by the parties  hereto that (i) the execution and delivery of this AAR  Agreement by the Assignee is solely in its capacity as trustee (in such  capacity,  the  “Trustee”)
for Bear Stearns ALT-A Trust 2006-8,  Mortgage  Pass-Through  Certificates,  Series 2006-8 (the  “Trust”),  pursuant to the Pooling and
Servicing Agreement (the “Pooling and Servicing  Agreement”),  dated as of December 1, 2006, among SAMI II, the Assignor, the Assignee,
Wells Fargo Bank, National Association,  as master servicer (the “Master Servicer”) and as securities  administrator,  (ii) each of the representations,  undertakings and agreements herein made on behalf of the Trust is made and intended not as personal  representations, undertakings  and  agreements  of the  Assignee  but is made and  intended for the purpose of binding only the Trust and (iii) under no circumstances  shall the Assignee be personally  liable for the payment of any indebtedness or expenses of the Assignee or the Trust or be liable for the breach or failure of any  obligation,  representation,  warranty or covenant made or undertaken by the Assignee,  the
Assignor or the Trust under the  Servicing  Agreement or the Pooling and  Servicing  Agreement.  Any  recourse  against the Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR Agreement  shall be limited solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8.

         Miscellaneous

         All demands,  notices and communications  related to the Assigned Loans, the Servicing Agreement and the Recognition Agreement
and this AAR  Agreement  shall be in  writing  and shall be deemed to have been  duly  given if  personally  delivered  at or mailed by registered mail, postage prepaid, as follows:

                  In the case of the Company,

                BANK OF AMERICA, NATIONAL ASSOCIATION
                201 North Tryon Street
                Charlotte, North Carolina 28255
                Attention: Secondary Marketing Manager

                  In the case of the Assignor,

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, Texas 75067
                Attention: Conduit Seller Approval Dept.
                Facsimile: (214) 626-3751
                Email: sellerapproval@bear.com

                  with copies to:

                Bear Stearns Mortgage Capital Corporation
                383 Madison Avenue
                New York, New York 10179
                Attention: Michelle Sterling

                  In the case of the Securities Administrator,

                Wells Fargo Bank, National Association
                P.O. Box 98
                Columbia, Maryland 21046

                or, if by overnight delivery to:

                9062 Old Annapolis Road
                Columbia, Maryland 21045
                Attention: BSALTA 2006-8
                Telecopier No.: (410) 715-2380

                  In the case of the Assignee,

                Citibank, N.A.
                388 Greenwich Street, 14th Floor
                New York, New York 10013
                Attention:  Structured Finance Agency & Trust -BSALTA 2006-8
                Telecopier No.: (212) 816-5527

         Each party will pay any  commissions  it has incurred and the Assignor  shall pay the fees of its attorneys and the reasonable fees of the  attorneys of the Assignee and the Company in  connection  with the  negotiations  for,  documenting  of and closing of the transactions contemplated by this AAR Agreement.

         This AAR Agreement  shall be construed in accordance  with the laws of the State of New York,  without  regard to conflicts of law principles  (other than Section 5-1401 of the New York Obligations  Law), and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         No term or provision of this AAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity into which the  Assignor,  the Assignee,  the Company or SAMI II may be merged or  consolidated  shall,  without the  requirement  for any further writing, be deemed the Assignor, the Assignee, the Company or SAMI II, respectively, hereunder.

         This AAR Agreement shall survive the conveyance of the Assigned Loans and the assignment of the  Recognition  Agreement to the extent of the Assigned Loans by the Assignor to the Assignee and the termination of the Servicing Agreement.

         This AAR Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         In the event that any  provision  of this AAR  Agreement  conflicts  with any  provision  of the  Servicing  Agreement  or the
Recognition Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

         The Company hereby acknowledges that Wells Fargo Bank,  National  Association has been appointed as the Master Servicer of the
Mortgage Loans pursuant to the Pooling and Servicing  Agreement and that the Master  Servicer has the right to enforce all  obligations of the Company under the Servicing  Agreement and the Recognition  Agreement with respect to the servicing of the Assigned  Loans.  The
Company shall make all distributions under the Recognition  Agreement to the Master Servicer by wire transfer of immediately  available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name: SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-8, Account #50977100.

          and the Company shall deliver all reports  required to be delivered  under the  Recognition  Agreement to the Assignee at the address set forth in Section 10 herein and to the Master Servicer at:

                Wells Fargo Bank, National Association
                9062 Old Annapolis Road
                Columbia, Maryland 21045
                Attention: BSALTA 2006-8
                Telecopy No.: (410) 715-2380

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION,
Assignor

By:_________________________________________________
Name:
Title:

CITIBANK, N.A., not in its individual
capacity but solely as trustee for the holders
of Bear Stearns ALT-A Trust, Mortgage
Pass-Through Certificates, Series 2006-8, as Assignee

By:_________________________________________________
Name:
Title:

BANK OF  AMERICA, NATIONAL ASSOCIATION,
Company

By:_________________________________________________
Name:
Title:

ACKNOWLEDGED:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:_________________________________________________
Name:
Title:

                                                             ATTACHMENT I

                                                        ASSIGNED LOAN SCHEDULE

                                                        (PROVIDED UPON REQUEST)

                                                             ATTACHMENT 2

                                           SERVICING AGREEMENT AND THE RECOGNITION AGREEMENT

                                                        (PROVIDED UPON REQUEST)

                                                                                                                            EXHIBIT I-2

                                                         RECOGNITION AGREEMENT

         This is a Recognition  Agreement (this “Recognition  Agreement”) made as of December 1, 2006, between EMC Mortgage Corporation
(“EMC”) and Bank of America, National Association (the “Company”).

         WHEREAS,  EMC acquired the mortgage  loans  identified  on  Attachment  1 hereto (the  “2003-2  Mortgage  Loans”)  through the exercise of an optional  redemption  right held by EMC in  connection  with the Bear Stearns ARM Trust  2003-2,  Mortgage  Pass-Through
Certificates, Series 2003-2; and

         WHEREAS,  the Company is currently  servicing the Mortgage  Loans in accordance  with the terms and conditions of that certain
Amended and  Restated  Flow  Mortgage  Loan Sale and  Servicing  Agreement,  dated April 1, 2005,  as  modified  by the  Regulation  AB
Compliance  Addendum to Amended and Restated Flow Mortgage Loan Sale and Servicing  Agreement (the “Reg AB  Addendum”),  dated December
21, 2005, each by and between the Company and EMC (as modified by the Reg AB Addendum, the “Servicing Agreement”).

         In consideration of the mutual promises and agreements  contained herein, and for other good and valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  the parties  hereto agree that the Mortgage Loans shall be subject to the terms of this  Recognition  Agreement.  Any capitalized  term used and not otherwise  defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Recognition of EMC

         From and after the date hereof,  the Company shall  recognize EMC as owner of the Mortgage Loans and will service the Mortgage
Loans for EMC  pursuant to the terms of the  Servicing  Agreement  (as modified  herein),  as if EMC and the Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Servicing  Agreement (as modified herein),  the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

         The Company hereby  acknowledges  that EMC will assign  certain of the Mortgage Loans and the Servicing  Agreement to JPMorgan
Chase Bank, National Association,  as trustee for the holders of Bear Stearns Alt-A Trust, Mortgage Pass-Through  Certificates,  Series
2006-1 (the “Trustee”),  on December 28, 2006 pursuant to that certain Assignment,  Assumption and Recognition  Agreement,  dated as of
December 28, 2006 (the “AAR  Agreement”)  among EMC, the Trustee and the Company.  The Company hereby  acknowledges and consents to the assignment  by EMC to the Trustee of all of EMC’s  rights  against  the  Company  pursuant  to this  Recognition  Agreement  and to the enforcement  or  exercise of any right or remedy  against the Company  pursuant to this  Recognition  Agreement  by the  Trustee.  Such enforcement  of a right or remedy by the  Trustee  shall have the same force and effect as if the right or remedy had been  enforced or exercised by EMC directly.  Notwithstanding  anything in this  Recognition  Agreement to the  contrary,  the Company  acknowledges  and agrees that its  obligation  to service the  Mortgage  Loans  affected by this  Recognition  Agreement  is not  conditional  upon EMC’s subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

         EMC warrants and represents to the Company as of the date hereof:
         EMC is a  corporation  duly  organized,  validly  existing  and in good  standing  under the laws of the  jurisdiction  of its formation and has full power and authority to execute,  deliver and perform its obligations  under this Recognition  Agreement,  and to consummate the transactions set forth herein.  The  consummation of the transactions  contemplated by this Recognition  Agreement is in the  ordinary  course of EMC’s  business  and will not  conflict  with,  or result in a breach  of,  any of the  terms,  conditions  or provisions of EMC’s charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which EMC is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation,  order,  judgment  or decree to which EMC or its property is subject.  The execution,  delivery and performance by EMC of this  Recognition  Agreement and the consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary action on the part of EMC. This  Recognition  Agreement has been duly executed and delivered by EMC and, upon the due  authorization,  execution and delivery by the Company,  will  constitute the valid and legally binding  obligation of EMC enforceable  against EMC in accordance with its terms except as enforceability  may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’
rights generally,  and by general principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law; and

         No material  consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental entity is required to be obtained or made by EMC in connection with the execution,  delivery or performance by EMC of this  Recognition
Agreement, or the consummation by it of the transactions contemplated hereby.

         The Company warrants and represents to, and covenants with, EMC as of the date hereof:
         Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement;

         The Company is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its  organization, and has all requisite  power and authority to service the Mortgage Loans and otherwise to perform its  obligations  under the Servicing
Agreement and this Recognition Agreement;

         The Company has full corporate  power and authority to execute,  deliver and perform its  obligations  under this  Recognition
Agreement,  and to consummate the transactions set forth herein. The consummation of the transactions  contemplated by this Recognition
Agreement is in the ordinary  course of the Company’s  business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s  articles of association or by-laws or any legal  restriction,  or any material  agreement or instrument  to which the  Company is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation, order,  judgment or decree to which the Company or its property is subject.  The execution,  delivery and performance by the Company of this  Recognition  Agreement and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate  action on the part of the  Company.  This  Recognition  Agreement  has been duly  executed  and  delivered by the
Company,  and, upon the due  authorization,  execution and delivery by EMC, will constitute the valid and legally binding obligation of the Company,  enforceable  against the Company in  accordance  with its terms except as  enforceability  may be limited by  bankruptcy, reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

         No consent,  approval,  order or authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained  or made by the  Company in  connection  with the  execution,  delivery or  performance  by the Company of this
Recognition Agreement, or the consummation by it of the transactions contemplated hereby.

         The Company and Assignor  hereby amend the  Servicing  Agreement,  solely to the extent it relates to the Mortgage  Loans,  as follows:

                  The following definitions are added to Section 1 of the Servicing Agreement:

                           Assignee:  Citibank,  N.A., as trustee for the holders of Bear Stearns  ALT-A Trust  2006-8,  Mortgage
         Pass-Through Certificates, Series 2006-8.

                           REMIC: A “real estate mortgage investment conduit” as defined in Section 860D of the Code.

                           REMIC  Provisions:  The provisions of the federal  income tax law relating to REMICs,  which appear at
         Sections  860A  through  860G of the Code,  and  related  provisions  and  regulations  promulgated  thereunder,  as the foregoing may be in effect from time to time.

                           Eligible  Account:  Any of (i) an account or  accounts  maintained  with a federal or state  chartered depository  institution  or trust  company,  the long-term  unsecured debt  obligations  and  short-term  unsecured debt obligations of which (or, in the case of a depository  institution or trust company that is the principal  subsidiary of a holding company,  the debt  obligations of such holding company,  so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest  short-term  rating  categories  respectively, at the time any amounts are held on deposit  therein,  or (ii) an account or accounts  in a  depository  institution  or trust company in which such accounts are insured by the FDIC (to the limits  established  by the FDIC) and the uninsured deposits in which  accounts  are  otherwise  secured such that,  as evidenced by an Opinion of Counsel  delivered to the
         Trustee and to each Rating Agency,  the  Certificateholders  have a claim with respect to the funds in such account or a perfected first priority  security  interest  against any collateral  (which shall be limited to Permitted  Investments)
         securing such funds that is superior to claims of any other  depositors or creditors of the  depository  institution  or trust company in which such account is maintained,  or (iii) a trust account or accounts  maintained  with the corporate trust department of a federal or state chartered  depository  institution or trust company having capital and surplus of not less  than  $50,000,000,  acting in its  fiduciary  capacity  or (iv) any other  account  acceptable  to the  Rating
         Agencies.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition,  accounts maintained with the Trustee.

                           Master Servicer:  Wells Fargo Bank, National  Association,  or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

                           Pooling and Servicing Agreement:  That certain pooling and servicing  agreement,  dated as of December
         1, 2006, among Structured Asset Mortgage Investments II Inc., the Trustee, the Master Servicer and the Purchaser.

                  Prepayment  Penalty:  With respect to any Mortgage  Loan, the charges or premiums,  if any, due in connection  with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

                           Trustee:  Citibank,  N.A.,  or its  successor  in  interest,  or any  successor  trustee  appointed as provided in the Pooling and Servicing Agreement.

                  The  definition of Business Day in Section 1 of the Servicing  Agreement is deleted in its entirety and replaced with the following definition:

                           Business  Day:  Any day other than a Saturday  or Sunday,  or a day on which  banking  and savings and loan  institutions in the States of New York,  California,  Virginia,  Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

                  The following is added as Subsection 7.01(fff) of the Servicing Agreement:

                           (fff)    With respect to each Mortgage Loan,  information  regarding the borrower credit files related to such Mortgage Loan has been furnished to credit  reporting  agencies in compliance with the Fair Credit Reporting Act and the applicable implementing regulations.

                  The following are added as the last three paragraphs of Subsection 11.01 of the Servicing Agreement:

                           “Notwithstanding  anything in this  Agreement to the  contrary,  the Servicer (a) shall not permit any modification  with respect to any Mortgage  Loan that would change the Mortgage  Interest Rate and (b) shall not (unless the  Mortgagor  is in default with  respect to the  Mortgage  Loan or such default is, in the judgment of the  Servicer, reasonably  foreseeable)  make or permit any  modification,  waiver or amendment  of any term of any Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such  Mortgage  Loan under  Section  1001 of the Code (or  Treasury regulations  promulgated  thereunder)  and (ii)  cause any  REMIC to fail to  qualify  as a REMIC  under the Code or the imposition  of any tax on  “prohibited  transactions”  or  “contributions”  after  the  startup  date  under  the  REMIC
         Provisions.

                           The Servicer shall not permit the creation of any  “interests”  (within the meaning of Section 860G of the Code) in any REMIC.  The Servicer shall not enter into any  arrangement by which a REMIC will receive a fee or other compensation  for  services  nor permit a REMIC to receive any income from assets other than  “qualified  mortgages”  as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

                  The following is added as the last sentence of the first paragraph of Subsection 11.01 of the Servicing Agreement:

                           “In addition,  the Servicer shall furnish  information  regarding the borrower credit files related to each Mortgage Loan to credit  reporting  agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations, on a monthly basis.”

                  The following is added to the end of the first paragraph of Subsection 11.04 of the Servicing Agreement:

                           “Each Custodial Account shall be an Eligible Account.”

         The following is added to the end of the first paragraph of Subsection 11.06 of the Servicing Agreement:

                           “Each Escrow Account shall be an Eligible Account.”

                  The following is added as paragraph (d) of Subsection 11.13 of the Servicing Agreement:

                           “Any REO  Property  shall be disposed of by the  Servicer  before the close of the third  taxable year following  the  taxable  year in which the  Mortgage  Loan became an REO  Property,  unless the  Servicer  is  otherwise directed by the Assignee.”

                           The word “or” at the end of paragraph (f) of Subsection 13.01 is deleted and the word “or” is added following the semi-colon contained at the end of paragraph (g) of Subsection 13.01.

         The following is added as the second paragraph of Subsection 11.14 of the Servicing Agreement:

                  “The  Servicer  shall  not  waive  (or  permit a  subservicer  to  waive)  any  Prepayment  Penalty  unless:  (i) the enforceability  thereof shall have been limited by bankruptcy,  insolvency,  moratorium,  receivership  and other similar laws relating to creditors’ rights generally,  (ii) the enforcement  thereof is illegal,  or any local, state or federal agency has threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar Mortgage
         Loans and relates to a default or a reasonably  foreseeable  default and would,  in the  reasonable  judgment of the Servicer, maximize  recovery of total proceeds taking into account the value of such Prepayment  Penalty and the related  Mortgage Loan.
         In no event will the Servicer  waive a Prepayment  Penalty in  connection  with a  refinancing  of a Mortgage Loan that is not related  to a  default  or a  reasonably  foreseeable  default.  If a  Prepayment  Penalty  is  waived,  but does not meet the standards  described above,  then the Servicer is required to pay the amount of such waived  Prepayment  Penalty by depositing such amount into the Custodial Account by the immediately succeeding Remittance Date.”

         The phrase “in a form  acceptable for filing with the  Securities and Exchange  Commission as an exhibit to a Form 10-K” shall be added following the phrase “an Officer’s Certificate” in Subsection 11.20(a) of the Servicing Agreement.

         The phrase “in a form  acceptable for filing with the  Securities and Exchange  Commission as an exhibit to a Form 10-K” shall be added following the phrase “to furnish a statement” in Subsection 11.21 of the Servicing Agreement.

         The following is added as paragraph (h) of Subsection 13.01 of the Servicing Agreement:

                           “(h)     failure by the Servicer to duly perform within the required time period, its obligations under Subsections 11.20, 11.21 and Section 2.05 of the Reg AB Addendum, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by any Master Servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;”

                           The following is added as Section 32 of the Servicing Agreement:

                           SECTION 32.  Third Party Beneficiary.

                           For purposes of this Agreement, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

Miscellaneous

         Notwithstanding  anything to the contrary contained herein or in the Servicing  Agreement,  the Company  acknowledges that the
Mortgage  Loans may be part of a REMIC and hereby  agrees  that in no event will it service the  Mortgage  Loans in a manner that would
(i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the  imposition of a tax upon any REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions to a REMIC set forth in Section  860G(d) of the Code).  It is the  intention of EMC and the Company that this  Recognition  Agreement  shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

         All demands,  notices and communications  related to the Mortgage Loans and this Recognition Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

                  In the case of the Company,
                           Bank of America, National Association
                           201 North Tryon Street
                           Charlotte, North Carolina 28255
                           Attention: Secondary Marketing Manager

                  In the case of EMC,
                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

         Each  party will pay any  commissions  it has  incurred  and the  reasonable  fees of its  attorneys  in  connection  with the negotiations for, documenting of and closing of the transactions contemplated by this Recognition Agreement.

         This Recognition  Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles,  and the  obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

         No term or  provision  of this  Recognition  Agreement  may be waived or modified  unless such  waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         This  Recognition  Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which the Company or EMC may be merged or consolidated  shall,  without the requirement for any further writing,  be deemed the Company or EMC, respectively, hereunder.

         This Recognition  Agreement shall survive the conveyances of the Mortgage Loans and the assignment of the Servicing  Agreement and this Recognition  Agreement and the Mortgage Loans by EMC to the Trustee as contemplated in this Recognition  Agreement and the AAR
Agreement.

         This Recognition Agreement may be executed  simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         In the event that any provision of this  Recognition  Agreement  conflicts with any provision of the Servicing  Agreement with respect to the Mortgage Loans, the terms of this Recognition Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION

By:__________________________________________________
Name:________________________________________________
Title:_______________________________________________

BANK OF AMERICA, NATIONAL ASSOCIATION

By:__________________________________________________
Name:________________________________________________
Title:_______________________________________________

                                                             ATTACHMENT 1

                                                         2003-4 MORTGAGE LOANS

                                                        [PROVIDED UPON REQUEST]

                                                             ATTACHMENT 2

                                                          SERVICING AGREEMENT

                                                        [PROVIDED UPON REQUEST]

                                                                                                                            EXHIBIT I-3

                                                         CHEVY CHASE AAR

                                                      [On File with Issuer]

                                                                                                                            EXHIBIT I-4

                                                     CHEVY CHASE RECOGNITION AGMT

                                                      [On File with Issuer]

                                                                                                                            EXHIBIT I-5

                                            ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment,  Assumption and Recognition  Agreement (this “AAR  Agreement”)  made as of December 28, 2006, among EMC
Mortgage  Corporation (the “Assignor”),  Citibank,  N.A., not in its individual  capacity but solely as trustee for the holders of Bear
Stearns ALT-A Trust 2006-8, Mortgage Pass-Through  Certificates,  Series 2006-8 (the “Assignee”),  and Countrywide Home Loans Servicing
LP (the “Company”).

         Whereas, the Company has acknowledged that certain residential mortgage loans (the “Called Loans”) listed on Attachment 1 annexed hereto were transferred to the Assignor as set forth in the Recognition Agreement, dated as of December 1, 2006 between the
Assignor and the Company (the “Recognition Agreement”).

                  Whereas, the Assignor purchased mortgage loans from Countrywide listed on Attachment 2 annexed hereto (the “2006-8
Loans”) pursuant to that certain Master Mortgage Loan Purchase Agreement, dated as of November 1, 2002 (the “Purchase Agreement”)
between the Assignor and Countrywide Home Loans, Inc. (“Countrywide”) and the relevant term sheets between the Assignor and
Countrywide (the “Term Sheets”); and the Company agrees to service the Called Loans and the 2006-8 Loans (collectively referred to herein as the “Mortgage Loans”) pursuant to the terms and conditions of the Seller’s Warranties and Servicing Agreement, dated as of
September 1, 2002, as amended on January 1, 2003 and further amended on September 1, 2004, as amended by Amendment Reg AB dated
January 1, 2006, as modified by this AAR Agreement or Recognition Agreement, as applicable, (as amended, the “Servicing Agreement”), between Assignor and Countrywide.

                  In consideration of the mutual promises contained herein the parties hereto agree that the Mortgage Loans and the
Assignor’s right, title and interest to and under the Purchase Agreement and the Servicing Agreement (collectively referred to herein as the “Agreements”) shall be subject to the terms of this AAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreements.

         Assignment and Assumption

         1.       Assignor  hereby  grants,  transfers and assigns to Assignee all of the right,  title,  interest and  obligations  of
Assignor in the Mortgage Loans and, as they relate to the Mortgage  Loans,  all of its right,  title,  interest and its obligations in, to and under the Agreements.  Notwithstanding  anything to the contrary contained herein, the Assignor  specifically  reserves and does not assign to the Assignee  any right,  title and interest in, to or under the  representations  and  warranties  contained in Sections
3.01 and 3.02 of the  Servicing  Agreement  and the  Assignor  is  retaining  any and all rights to  enforce  the  representations  and warranties  set  forth in those  sections  against  the  Company  including,  but not  limited  to,  the  right to seek  repurchase  or indemnification  pursuant to Section 3.03 and 3.04 of the Servicing Agreement.  Assignor  specifically  reserves and does not assign to
Assignee  any right,  title and interest in, to or under any Mortgage  Loans  subject to the  Agreements  other than those set forth on
Attachment 1 and Attachment 2.

         Assignor acknowledges and agrees that upon execution of this AAR Agreement, the Assignee shall become the “Purchaser” under the Purchase Agreement, except as specifically set forth herein, and subject to the preceding paragraph, all representations, warranties and covenants by the “Company” to the “Purchaser” under the Purchase Agreement including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this AAR Agreement.

         Representations, Warranties and Covenants

         2.       Assignor warrants and represents to Assignee and Company as of the date hereof:

                  (a)      Attached  hereto as Attachment 3 are true and accurate  copies of the servicing  provisions of the Servicing
                           Agreement and  Attachment 4 is a true and accurate copy of the  Recognition  Agreement,  each of which is in full force and effect as of the date hereof and have not been  waived,  amended or modified in any  respect, nor has any notice of termination been given thereunder;

                  (b)      Assignor was the lawful owner of the Mortgage  Loans with full right to transfer the Mortgage  Loans and any and all of its interests,  rights and obligations under the Agreements as they relate to the Mortgage Loans, free and clear from any and all claims and  encumbrances;  and upon the  transfer of the  Mortgage  Loans to
                           Assignee as  contemplated  herein and in the Mortgage Loan Purchase  Agreement dated as of December 28, 2006 between the Assignor and  Structured  Asset  Mortgage  Investments  II Inc.  (“SAMI II”) and any  subsequent
                           Mortgage Loan Purchase  Agreement,  Assignee  shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s  interests,  rights and obligations  under the Agreements as they relate to the
                           Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

                  (c)      There are no offsets,  counterclaims  or other  defenses  available  to Company with respect to the Mortgage
                           Loans or the Agreements;

                  (d)      Assignor has no knowledge of, and has not received  notice of, any waivers under,  or any  modification  of, any Assigned Loan;

                  (e)      Assignor is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

                  (f)      Assignor has full corporate power and authority to execute,  deliver and perform its obligations  under this
                           AAR Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the transactions contemplated  by this AAR Agreement is in the ordinary  course of Assignor’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of Assignor’s charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which  Assignor is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which Assignor or its property is subject.  The execution,  delivery and performance by Assignor of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized by all  necessary  corporate  action  on part of  Assignor.  This AAR  Agreement  has been  duly  executed  and delivered by Assignor and, upon the due authorization,  execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor  enforceable  against Assignor in accordance with  its  terms  except  as  enforceability  may be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

                  (g)      No  consent,  approval,  order or  authorization  of, or  declaration,  filing  or  registration  with,  any governmental  entity is  required to be obtained  or made by  Assignor  in  connection  with the  execution, delivery or performance by Assignor of this AAR Agreement,  or the  consummation  by it of the  transactions contemplated  hereby.  Neither Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the Mortgage  Loans or any interest in the Mortgage  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Mortgage  Loans,  or any interest in the Mortgage  Loans or otherwise  approached  or  negotiated  with  respect to the  Mortgage  Loans,  or any interest in the Mortgage Loans with any Person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage  Loans under the  Securities  Act of 1933, as amended (the “1933 Act”) or which would render the  disposition  of the  Mortgage  Loans a violation  of Section 5 of the 1933 Act or require  registration pursuant thereto; and

                  (h)      Assignor has received from Company,  and has delivered to Assignee,  all documents  required to be delivered to Assignor by Company  prior to the date hereof  pursuant to the  Agreements  with  respect to the Mortgage
                           Loans and has not received, and has not requested from Company, any additional documents.

         3.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

                  (a)      Assignee is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its organization  and has all requisite  power and authority to hold the Mortgage  Loans as trustee on behalf of the holders of Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates. Series 2006-8;

                  (b)      Assignee has full corporate power and authority to execute,  deliver and perform its obligations  under this
                           AAR Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the transactions contemplated  by this AAR Agreement is in the ordinary  course of Assignee’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of Assignee’s charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which  Assignee is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which Assignee or its property is subject.  The execution,  delivery and performance by Assignee of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized by all  necessary  corporate  action  on part of  Assignee.  This AAR  Agreement  has been  duly  executed  and delivered by Assignee and, upon the due authorization,  execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee  enforceable  against Assignee in accordance with  its  terms  except  as  enforceability  may be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

                  (c)      No  consent,  approval,  order or  authorization  of, or  declaration,  filing  or  registration  with,  any governmental  entity is  required to be obtained  or made by  Assignee  in  connection  with the  execution, delivery or performance by Assignee of this AAR Agreement,  or the  consummation  by it of the  transactions contemplated hereby; and

                  (d)      The  Assignee  assumes  for the  benefit  of each of  Assignor  and  Company  all of  Assignor’s  rights and obligations (and the Master Servicer will ensure the performance of these  obligations) under the Agreements but solely with respect to such Mortgage Loans.

         4.       Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

                  (a)      Company is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its organization,  and has all  requisite  power and  authority to service the Mortgage  Loans and  otherwise to perform its obligations under the Servicing Agreement;

                  (b)      Company has full power and  authority  to  execute,  deliver  and  perform  its  obligations  under this AAR
                           Agreement,  and to consummate  the  transactions  set forth herein.  The  consummation  of the  transactions contemplated  by this AAR  Agreement is in the ordinary  course of Company’s  business and will not conflict with,  or result in a breach of, any of the terms,  conditions  or  provisions  of Company’s  organizational documents or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation,  order, judgment or decree to which Company or its property is subject.  The  execution,  delivery and  performance  by Company of this
                           AAR Agreement and the consummation by it of the transactions  contemplated hereby, have been duly authorized by all  necessary  action on part of Company.  This AAR  Agreement  has been duly  executed and delivered by
                           Company, and, upon the due authorization,  execution and delivery by Assignor and Assignee,  will constitute the valid and legally  binding  obligation of Company,  enforceable  against  Company in accordance with its terms except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other  similar laws now or hereafter  in effect  relating to  creditors’  rights  generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c)      No  consent,  approval,  order or  authorization  of, or  declaration,  filing  or  registration  with,  any governmental  entity is  required  to be  obtained  or made by Company  in  connection  with the  execution, delivery or performance  by Company of this AAR Agreement,  or the  consummation  by it of the  transactions contemplated hereby or if required, such consent,  approval,  authorization or order has been obtained prior to the date hereof; and

                  (d)      Company shall establish a Custodial  Account and an Escrow Account under the Agreements in favor of Assignee with respect to the  Mortgage  Loans  separate  from the  Custodial  Account and Escrow  Account  previously established under the Agreements in favor of Assignor.

         5.       The Company hereby  restates the  representations  and warranties set forth in Section 2(b) of Amendment Reg AB as of the date hereof.

         6.       Assignor  hereby  agrees to  indemnify  and hold the  Assignee  and the Company  (and their  successors  and assigns)
harmless against any and all claims, losses,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments,  and any other costs,  fees and expenses that Assignee or the Company (and their  successors and assigns) may sustain in any way related to any breach of the  representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition  contained herein.

         Recognition of Assignee

         7.       From and after the date hereof,  Company shall recognize  Assignee as owner of the Mortgage Loans,  and  acknowledges that the Mortgage Loans will be part of a REMIC, and will service the Mortgage Loans in accordance with this AAR Agreement.

         8.       Notwithstanding  any term hereof to the contrary,  it is expressly  understood  and agreed by the parties hereto that
(i) the  execution  and delivery of this AAR  Agreement by the  Assignee is solely in its  capacity as trustee (in such  capacity,  the
“Trustee”)  for Bear Stearns ALT-A Trust 2006-8,  Mortgage  Pass-Through  Certificates,  Series 2006-8 (the  “Trust”),  pursuant to the
Pooling and Servicing  Agreement (the “Pooling and Servicing  Agreement”),  dated as of December 1, 2006,  among SAMI II, the Assignor, the Assignee,  Wells Fargo Bank,  National  Association,  as master servicer (the “Master  Servicer”) and as securities  administrator,
(ii) each of the  representations,  undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations,  undertakings  and  agreements  of the Assignee but is made and intended for the purpose of binding only the Trust and
(iii) under no  circumstances  shall the Assignee be personally  liable for the payment of any indebtedness or expenses of the Assignee or the Trust or be liable for the breach or failure of any obligation,  representation,  warranty or covenant made or undertaken by the
Assignee,  the Assignor or the Trust under the Servicing  Agreement or the Pooling and Servicing  Agreement.  Any recourse  against the
Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR  Agreement  shall be limited  solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8.

         Modification of the Servicing Agreement

         9.  The Company and EMC hereby amend the Servicing Agreement as follows:

                  a.  Sections 6.04,  6.05, 6.07 and clause (x) of Section 10.01,  all as added by Amendment  Number 2 to the Servicing
                      Agreement are deleted in their entirety.

                  b.  Exhibit F to the Servicing  Agreement is hereby  deleted in its entirety and replace with the reporting  exhibits attached hereto as Attachment 6 in formats mutually  agreeable to the Company and the Master Servicer;  provided, however,  Company  shall not be  required  to report any  information  relating to any  prepayment  penalties  or charges to the extent such penalties or charges are retained by the Company.

         10.  The Company and EMC hereby modify Amendment Reg AB as follows:

                           a.       The following shall be added as Section 2(g)(vi) of Amendment Reg AB:

                                    The Master Servicer shall be considered a third party beneficiary of Sections 2(d), 2(e) and 2(g)
                      of this Amendment Reg AB (with regard to Section 2(g), solely with respect to noncompliance under Sections 2(d)
                      and 2(e) of this Amendment Reg AB), entitled to all of the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Amendment Reg AB.

                  b.       Section 2(e)(i)(D) of Amendment Reg AB is hereby amended by deleting “if required by Regulation AB,” from the first line of such Section 2(e)(i)(D).

         Miscellaneous

         11.      All demands,  notices and  communications  related to the Mortgage Loans and the  Agreements  shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

                  (a)      In the case of Company,

                Countrywide Home Loans Servicing LP
                400 Countrywide Way
                Simi Valley, California 93065
                Attention:  John Lindberg, Rachel Meza, Eric Varnen and Yuan Li

                with copies to:  General Counsel

                  (b)      In the case of Assignor,

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, Texas 75067
                Attention: Conduit Seller Approval Dept.
                Facsimile: (214) 626-3751
                Email: sellerapproval@bear.com

                All notices and updates  required to be provided to the  Assignor  regarding  Regulation  AB pursuant to the  Servicing
                Agreement should be sent to the Assignor by email to regABnotifications@bear.com, and additionally:

                  (a)      For Item 1117 (Legal Proceedings) to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, Texas 75067
                Attention: General Counsel for Loan Administration
                Facsimile: (214) 626-3751
                Email: sellerapproval@bear.com

                with copies to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

                  (b)      For Item 1119 (Affiliations and Certain Relationships and Related Transactions) to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, Texas 75067
                Attention: Conduit Seller Approval Dept.
                Facsimile: (214) 626-3751
                Email: sellerapproval@bear.com

                with copies to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

                  (c)      In the case of the Securities Administrator,

                Wells Fargo Bank, National Association
                9062 Old Annapolis Road
                Columbia, Maryland 21045
                Attention: Client Manager BSALTA 2006-8 Telecopier No.: (410) 715-2380

                  (d)      In the case of Assignee,

                Citibank, N.A.
                388 Greenwich Street, 14th Floor
                New York, New York 10013
                Attention:  Structured Finance Agency & Trust -BSALTA 2006-8
                Telecopier No.: (212) 816-5527

         12.      Each party will pay any  commissions  it has incurred and the Assignor  shall pay the fees of its  attorneys  and the reasonable fees of the attorneys of the Assignee and the Company in connection with the  negotiations  for,  documenting of and closing of the transactions contemplated by this AAR Agreement.

         13.      This AAR  Agreement  shall be  construed  in  accordance  with the laws of the State of New York,  without  regard to conflicts of law principles  (other than Section 5-1401 of the New York Obligations  Law), and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         14.      No term or  provision  of this AAR  Agreement  may be waived or modified  unless such  waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         15.      This AAR  Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall,  without the  requirement for any further  writing,  be deemed Assignor, Assignee or Company, respectively, hereunder.

         16.      This AAR  Agreement shall survive the conveyance of the Mortgage Loans,  the assignment of the Agreements to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Agreements.

         17.      This AAR  Agreement may be executed  simultaneously  in any number of counterparts.  Each  counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         18.      In the event that any provision of this AAR Agreement  conflicts with any provision of the Agreements with respect to the Mortgage Loans, the terms of this AAR Agreement shall control.

         19.      The Company  hereby  acknowledges  that Wells Fargo  Bank,  National  Association  has been  appointed  as the master servicer of the  Mortgage  Loans  pursuant to the Pooling and  Servicing  Agreement,  dated as of December 1, 2006,  among SAMI II, the
Assignor,  Wells Fargo Bank,  National  Association  and the  Assignee and  therefor  has the right to enforce all  obligations  of the
Company under the Agreements to the extent assigned under this AAR Agreement (specifically  excluding,  without limitation,  any right, title and interest in, to or under the  representations  and warranties  contained in Sections 3.01 and 3.02 of the Servicing Agreement
and any and all rights to enforce the  representations  and  warranties  set forth in those  sections  against  the  Company  which are retained by the  Assignor.  Notwithstanding  the  foregoing,  it is  understood  that the Company  shall not be obligated to defend and indemnify  and hold  harmless  the Master  Servicer,  the  Assignor and the Assignee  against any losses,  damages,  penalties,  fines, forfeitures,  judgments and any related costs including,  without limitation,  reasonable and necessary legal fees,  resulting from (i)
actions of the Company which were taken upon the written  instruction or direction of the Master  Servicer or Assignee,  as applicable, or (ii) the failure of the Master  Servicer to perform the  obligations of the Assignee as “Purchaser”  with respect to the Agreements.
The Company shall make all  distributions  under the Agreements to the Master Servicer by wire transfer of immediately  available funds to:

                           Wells Fargo Bank, National Association
                           ABA# 121000248
                           Account Name: SAS Clearing
                           Account # 3970771416
                           For Further Credit to: BSALTA 2006-8, Account #50977100.

          and the Company shall deliver all reports required to be delivered under the Agreements to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

                           Wells Fargo Bank, National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: BSALTA 2006-8
                           Telecopier No.: (410) 715-2380

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:  ________________________________________________
Name:
Title:

CITIBANK, N.A., not in it’s individual
capacity but solely as trustee for the holders
of Bear Stearns ALT-A Trust, Mortgage
Pass-Through Certificates, Series 2006-8, as Assignee

By:__________________________________________________
Name:
Title:

COUNTRYWIDE HOME LOANS SERVICING LP
Company
By:  Countrywide GP, Inc., its General Partner

By:__________________________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:__________________________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:__________________________________________________
Name:
Title:

                                                             ATTACHMENT 1

                                                             CALLED LOANS

                                                        (Provided upon request)

                                                             ATTACHMENT 2

                                                             2006-8 LOANS

                                                        (Provided upon request)

                                                             ATTACHMENT 3

                                              SERVICING AGREEMENT ARTICLES IV, V, AND VI

                                                        (Provided upon request)

                                                             ATTACHMENT 4

                                                         RECOGNITION AGREEMENT

                                                        (Provided upon request)

                                                             ATTACHMENT 5

                                                        AFFILIATION DISCLOSURE
                                               (Pursuant to Item 1119 of Regulation AB)

1.  Sponsor and any affiliate, including but not limited to:

    a. EMC Mortgage Corporation

    b. Bear, Stearns & Co. Inc.

    c. Bear, Stearns Securities Corp.

    d. Bear Stearns Structured Products

    e. Bear, Stearns International Limited

2.  Depositor and any affiliate, including but not limited to:

    a. Bear Stearns Asset Backed Securities I LLC

    b. Structured Asset Mortgage Investments II Inc.

3.  Bear Stearns ALT-A Trust 2006-8 and any affiliate

4.  Citibank, N.A., as Trustee, and any affiliate

5.  Significant obligor and any affiliate - None

6.  Enhancement or support provider and any affiliate - None

7.  1100(d)(1) parties - any named party in the Securitization Transaction:

    a. Cap Contract Provider:  Bear Stearns Financial Products Inc., N.A.

    b. Underwriter:  Bear, Stearns & Co. Inc.

    c. Servicers: Bank of America, N.A.; Chevy Chase Bank, F.S.B.; EMC Mortgage Corporation; EverHome Mortgage Company; GMAC
Mortgage Corporation; HSBC Mortgage Corporation (USA); IndyMac Bank, F.S.B.; Mid America Bank, FSB; PHH Mortgage Corporation; U.S.
Bank, NA; Wells Fargo Bank, N.A.

    d. Master Servicer:  Wells Fargo Bank, National Association

    e. Unaffiliated Servicer of 20%:  EMC Mortgage Corporation; Mid America Bank, FSB;  HSBC Mortgage Corporation
(USA); and Wells Fargo Bank, National Association

    f. Originator of 10%:  EMC Mortgage Corporation; Mid America Bank, FSB;  HSBC Mortgage Corporation (USA);
and Wells Fargo Bank, National Association

    g. Securities Administrator:  Wells Fargo Bank, National Association

    h. Custodian: Wells Fargo Bank, National Association

                                                             ATTACHMENT 6

                                                  REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type.  The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency
Name                                                     Type                                       Size
-------------------------------------------------------- ------------------- ----------------------------
Servicer Loan #                                          Number                                        8
                                                         (Double)
Investor Loan #                                          Number                                        8
                                                         (Double)
Borrower Name                                            Text                                         20
Address                                                  Text                                         30
State                                                    Text                                          2
Due Date                                                 Date/Time                                     8
Action Code                                              Text                                          2
FC Received                                              Date/Time                                     8
File Referred to Atty                                    Date/Time                                     8
NOD                                                      Date/Time                                     8
Complaint Filed                                          Date/Time                                     8
Sale Published                                           Date/Time                                     8
Target Sale Date                                         Date/Time                                     8
Actual Sale Date                                         Date/Time                                     8
Loss Mit Approval Date                                   Date/Time                                     8
Loss Mit Type                                            Text                                          5
Loss Mit Estimated Completion                            Date/Time                                     8
Date
Loss Mit Actual Completion Date                          Date/Time                                     8
Loss Mit Broken Plan Date                                Date/Time                                     8
BK Chapter                                               Text                                          6
BK Filed Date                                            Date/Time                                     8
Post Petition Due                                        Date/Time                                     8
Motion for Relief                                        Date/Time                                     8
Lift of Stay                                             Date/Time                                     8
RFD                                                      Text                                         10
Occupant Code                                            Text                                         10
Eviction Start Date                                      Date/Time                                     8
Eviction Completed Date                                  Date/Time                                     8
List Price                                               Currency                                      8
List Date                                                Date/Time                                     8
Accepted Offer Price                                     Currency                                      8
Accepted Offer Date                                      Date/Time                                     8
Estimated REO Closing Date                               Date/Time                                     8
Actual REO Sale Date                                     Date/Time                                     8

•    Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

              12-Relief Provisions
              15-Bankruptcy/Litigation
              20-Referred for Deed-in-Lieu
              30-Referred fore Foreclosure
              60-Payoff
              65-Repurchase
              70-REO-Held for Sale
              71-Third Party Sale/Condemnation
              72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards.
If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action
Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency.  The Action Date is the date the relief is expected to end.  For military indulgence, it will be three months after the Borrower’s discharge from military service.

Action Code 15 - To report the Borrower’s filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan.  The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan.  The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity.  The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan.  The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the
Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it.  The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred.  The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed.  The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement.  The following are acceptable:

         ASUM-Approved Assumption
         BAP-Borrower Assistance Program
         CO-Charge Off
         DIL-Deed-in-Lieu
         FFA-Formal Forbearance Agreement
         MOD-Loan Modification
         PRE-Pre-Sale
         SS-Short Sale
         MISC-Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property.  The acceptable codes are:

         Mortgagor
         Tenant
         Unknown
         Vacant

                                          REALIZED LOSS CALCULATION INFORMATION

                                            WELLS FARGO BANK, N.A. Form 332

Calculation of Realized Loss

Purpose

To provide the  Servicer  with a form for the  calculation  of any Realized  Loss (or gain) as a result of a Mortgage  Loan having been foreclosed and Liquidated.

Distribution

The Servicer  will prepare the form in duplicate and send the original  together  with evidence of conveyance of title and  appropriate supporting  documentation  to the Master Servicer with the Monthly  Accounting  Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With  respect to any  liquidated  Mortgage  Loan,  the form will be  submitted  to the Master  Servicer no later than the date on which statements are due to the Master  Servicer under Section 4.02 of this Agreement (the “Statement  Date”) in the month following  receipt of final  liquidation  proceeds  and  supporting  documentation  relating to such  liquidated  Mortgage  Loan;  provided,  that if such
Statement  Date is not at least 30 days after  receipt of final  liquidation  proceeds and  supporting  documentation  relating to such liquidated  Mortgage Loan, then the form will be submitted on the first  Statement Date occurring after the 30th day following  receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.       The actual Unpaid Principal Balance of the Mortgage Loan.

2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.     Complete as necessary.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

8.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.      The total of lines 1 through 9.

Credits

11-17.   Complete as  necessary.  All line entries must be supported by copies of the  appropriate  claims forms,  statements,  payment checks,  etc. to document the credit.  If the Mortgage  Loan is subject to a Bankruptcy  Deficiency,  the  difference  between the Unpaid Principal  Balance of the Note prior to the Bankruptcy  Deficiency and the Unpaid  Principal  Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.      The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.      The  total  derived  from  subtracting  line 18 from 10.  If the  amount  represents  a  realized  gain,  show the  amount  in parenthesis (  ).

                                                        WELLS FARGO BANK, N.A.

                                                     CALCULATION OF REALIZED LOSS

           WELLS FARGO BANK, N.A. Trust:  ___________________________

           Prepared by: __________________ Date: _______________

           Phone: ______________________

         Servicer Loan No.                  Servicer Name     Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower’s Name:________________________________________________________
Property
Address:________________________________________________________________

Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan                               $ ________________(1)
Interest accrued at Net Rate                                                     ________________(2)
Attorney’s Fees                                                                   ________________(3)
Taxes                                                                            ________________(4)
Property Maintenance                                                             ________________(5)
MI/Hazard Insurance Premiums                                                     ________________(6)
Hazard Loss Expenses                                                             ________________(7)
Accrued Servicing Fees                                                           ________________(8)
Other (itemize)                                                                  ________________(9)
                                                                               $ _________________

Total Expenses                                                                 $ ________________(10)
Credits:
Escrow Balance                                                                 $ ________________(11)
HIP Refund                                                                       ________________(12)
Rental Receipts                                                                  ________________(13)
Hazard Loss Proceeds                                                             ________________(14)
Primary Mortgage Insurance Proceeds                                              ________________(15)
Proceeds from Sale of Acquired Property                                          ________________(16)
Other (itemize)                                                                  ________________(17)
                                                                                 ___________________
                                                                                 ___________________
Total Credits                                                                  $ ________________(18)

                                       Total Realized Loss (or Amount of Gain) $________________

 l

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
                                      Coverage
   (Tax /Ins.)
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

                      Standard File Layout - Master Servicing
---------------------------- ------------------------------------------------------  ---------- --------------------------- --------
Column Name                  Description                                             Decimal    Format Comment              Max
                                                                                                                            Size
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SER_INVESTOR_NBR             A value assigned by the Servicer to define a group of              Text up to 10 digits             20
                             loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
LOAN_NBR                     A unique identifier assigned to each loan by the                   Text up to 10 digits             10
                             investor.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERVICER_LOAN_NBR            A unique number assigned to a loan by the Servicer.                Text up to 10 digits             10
                             This may be different than the LOAN_NBR.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
BORROWER_NAME                The borrower name as received in the file.  It is not              Maximum length of 30             30
                             separated by first and last name.                                  (Last, First)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_PAY_AMT                Scheduled monthly principal and scheduled interest          2      No commas(,) or dollar           11
                             payment that a borrower is expected to pay, P&I                    signs ($)
                             constant.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NOTE_INT_RATE                The loan interest rate as reported by the Servicer.         4      Max length of 6                   6
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NET_INT_RATE                 The loan gross interest rate less the service fee           4      Max length of 6                   6
                             rate as reported by the Servicer.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_FEE_RATE                The servicer’s fee rate for a loan as reported by the       4      Max length of 6                   6
                             Servicer.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_FEE_AMT                 The servicer’s fee amount for a loan as reported by         2      No commas(,) or dollar           11
                             the Servicer.                                                      signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NEW_PAY_AMT                  The new loan payment amount as reported by the              2      No commas(,) or dollar           11
                             Servicer.                                                          signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NEW_LOAN_RATE                The new loan rate as reported by the Servicer.              4      Max length of 6                   6
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ARM_INDEX_RATE               The index the Servicer is using to calculate a              4      Max length of 6                   6
                             forecasted rate.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTL_BEG_PRIN_BAL            The borrower’s actual principal balance at the              2      No commas(,) or dollar           11
                             beginning of the processing cycle.                                 signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTL_END_PRIN_BAL            The borrower’s actual principal balance at the end of       2      No commas(,) or dollar           11
                             the processing cycle.                                              signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
BORR_NEXT_PAY_DUE_DATE       The date at the end of processing cycle that the                   MM/DD/YYYY                       10
                             borrower’s next payment is due to the Servicer, as
                             reported by Servicer.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_AMT_1              The first curtailment amount to be applied.                 2      No commas(,) or dollar           11
                                                                                                signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_DATE_1             The curtailment date associated with the first                     MM/DD/YYYY                       10
                             curtailment amount.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
CURT_ADJ_ AMT_1              The curtailment interest on the first curtailment           2      No commas(,) or dollar           11
                             amount, if applicable.                                             signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_AMT_2              The second curtailment amount to be applied.                2      No commas(,) or dollar           11
                                                                                                signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_DATE_2             The curtailment date associated with the second                    MM/DD/YYYY                       10
                             curtailment amount.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
CURT_ADJ_ AMT_2              The curtailment interest on the second curtailment          2      No commas(,) or dollar           11
                             amount, if applicable.                                             signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_AMT_3              The third curtailment amount to be applied.                 2      No commas(,) or dollar           11
                                                                                                signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_DATE_3             The curtailment date associated with the third                     MM/DD/YYYY                       10
                             curtailment amount.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
CURT_ADJ_AMT_3               The curtailment interest on the third curtailment           2      No commas(,) or dollar           11
                             amount, if applicable.                                             signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
PIF_AMT                      The loan “paid in full” amount as reported by the           2      No commas(,) or dollar           11
                             Servicer.                                                          signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
PIF_DATE                     The paid in full date as reported by the Servicer.                 MM/DD/YYYY                       10
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTION_CODE                  The standard FNMA numeric code used to indicate the                Action Code Key:                  2
                             default/delinquent status of a particular loan.                    15=Bankruptcy,
                                                                                                30=Foreclosure,  60=PIF,
                                                                                                63=Substitution,
                                                                                                65=Repurchase, 70=REO
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
INT_ADJ_AMT                  The amount of the interest adjustment as reported by        2      No commas(,) or dollar           11
                             the Servicer.                                                      signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SOLDIER_SAILOR_ADJ_AMT       The Soldier and Sailor Adjustment amount, if                2      No commas(,) or dollar           11
                             applicable.                                                        signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NON_ADV_LOAN_AMT             The Non Recoverable Loan Amount, if applicable.             2      No commas(,) or dollar           11
                                                                                                signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
LOAN_LOSS_AMT                The amount the Servicer is passing as a loss, if            2      No commas(,) or dollar           11
                             applicable.                                                        signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_BEG_PRIN_BAL           The scheduled outstanding principal amount due at the       2      No commas(,) or dollar           11
                             beginning of the cycle date to be passed through to                signs ($)
                             investors.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_END_PRIN_BAL           The scheduled principal balance due to investors at         2      No commas(,) or dollar           11
                             the end of a processing cycle.                                     signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_PRIN_AMT               The scheduled principal amount as reported by the           2      No commas(,) or dollar           11
                             Servicer for the current cycle -- only applicable for              signs ($)
                             Scheduled/Scheduled Loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_NET_INT                The scheduled gross interest amount less the service        2      No commas(,) or dollar           11
                             fee amount for the current cycle as reported by the                signs ($)
                             Servicer -- only applicable for Scheduled/Scheduled
                             Loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTL_PRIN_AMT                The actual principal amount collected by the Servicer       2      No commas(,) or dollar           11
                             for the current reporting cycle -- only applicable                 signs ($)
                             for Actual/Actual Loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTL_NET_INT                 The actual gross interest amount less the service fee       2      No commas(,) or dollar           11
                             amount for the current reporting cycle as reported by              signs ($)
                             the Servicer -- only applicable for Actual/Actual
                             Loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
PREPAY_PENALTY_ AMT          The penalty amount received when a borrower prepays         2      No commas(,) or dollar           11
                             on his loan as reported by the Servicer.                           signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
PREPAY_PENALTY_ WAIVED       The prepayment penalty amount for the loan waived by        2      No commas(,) or dollar           11
                             the servicer.                                                      signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------

---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
MOD_DATE                     The Effective Payment Date of the Modification for                 MM/DD/YYYY                       10
                             the loan.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
MOD_TYPE                     The Modification Type.                                             Varchar - value can be           30
                                                                                                alpha or numeric
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
DELINQ_P&I_ADVANCE_AMT       The current outstanding principal and interest              2      No commas(,) or dollar           11
                             advances made by Servicer.                                         signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------

                                                                                                                            EXHIBIT I-6

                                                         RECOGNITION AGREEMENT

         This is a Recognition  Agreement (this “Recognition  Agreement”) made as of December 1, 2006, between EMC Mortgage Corporation
(the “EMC”) and Countrywide Home Loans Servicing LP (the “Company”).

         WHEREAS,  EMC acquired the mortgage loans identified on Attachment 1 hereto (the “Mortgage  Loans”) through the exercise of an optional  redemption  right held by EMC in connection  with the Bear Stearns ALT-A Mortgage  Trust  Pass-Through  Certificates,  Series
2003-4.

         WHEREAS,  the Company is currently  servicing  each Mortgage Loan in accordance  with the terms and conditions of the Seller’s
Warranties  and  Servicing  Agreement,  dated as of  September  1,  2002,  as amended  between  the  Company  and EMC as amended by the
Assignment,  Assumption  and  Recognition  Agreement  related to the  Underlying  Transaction  applicable  to each  Mortgage  Loan (the
“Servicing Agreement”).

         In consideration of the mutual promises and agreements  contained herein, and for other good and valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  the parties  hereto agree that the Mortgage Loans shall be subject to the terms of this  Recognition  Agreement.  Any capitalized  term used and not otherwise  defined herein shall have the meaning assigned to such term in the Servicing Agreement.

                                                          Recognition of EMC

         From and after the date hereof,  Company  shall  recognize  EMC as owner of the  Mortgage  Loans and will service the Mortgage
Loans for EMC pursuant to the terms of the Servicing  Agreement (as modified  herein),  the terms of which are  incorporated  herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

         The Company  hereby  acknowledges  that EMC will assign the  Mortgage  Loans,  the  Recognition  Agreement  and the  Servicing
Agreement to  Citibank,  N.A.,  as trustee for the holders of Bear Stearns  Alt-A Trust,  Mortgage  Pass-Through  Certificates,  Series
2006-8 (the “Trustee”), on December 28, 2006 pursuant to that certain Assignment,  Assumption and Recognition Agreement, to be dated as of December 28, 2006 (the “AAR  Agreement”)  among EMC, the Trustee and the Company.  Company hereby  acknowledges  and consents to the assignment  by EMC to the Trustee of all of EMC’s rights under this  Recognition  Agreement and to the  enforcement  or exercise of any right or remedy against Company  pursuant to this  Recognition  Agreement by the Trustee.  Such enforcement of a right or remedy by the
Trustee  shall  have  the  same  force  and  effect  as if the  right or  remedy  had  been  enforced  or  exercised  by EMC  directly.
Notwithstanding  anything in this  Recognition  Agreement to the  contrary,  Company  acknowledges  and agrees that its  obligation  to service the Mortgage Loans effected by this Recognition  Agreement is not conditional upon EMC’s subsequent  assignment of the Mortgage
Loans to the Trustee;  provided,  however,  it is  understood  that the servicing of the Mortgage  Loans,  upon transfer to the Trustee pursuant to the AAR Agreement, shall be serviced by the Company in accordance with the AAR Agreement.

Representations, Warranties and Covenants

          EMC warrants and represents to Company as of the date hereof:

         EMC is a  corporation  duly  organized,  validly  existing  and in good  standing  under the laws of the  jurisdiction  of its formation and has full power and authority to execute,  deliver and perform its obligations  under this Recognition  Agreement,  and to consummate the transactions set forth herein.  The  consummation of the transactions  contemplated by this Recognition  Agreement is in the  ordinary  course of EMC’s  business  and will not  conflict  with,  or result in a breach  of,  any of the  terms,  conditions  or provisions of EMC’s charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which EMC is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation,  order,  judgment  or decree to which EMC or its property is subject.  The execution,  delivery and performance by EMC of this  Recognition  Agreement and the consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary action on the part of EMC. This  Recognition  Agreement has been duly executed and delivered by EMC and, upon the due  authorization,  execution and delivery by Company,  will  constitute the valid and legally  binding  obligation of EMC  enforceable  against EMC in accordance  with its terms except as  enforceability  may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’
rights generally,  and by general principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law; and

         No material  consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental entity is required to be obtained or made by EMC in connection with the execution,  delivery or performance by EMC of this  Recognition
Agreement, or the consummation by it of the transactions contemplated hereby.

          Company warrants and represents to, and covenants with, EMC as of the date hereof:

         Company is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its organization,  and has all requisite  power and authority to service the Mortgage Loans and otherwise to perform its  obligations  under this  Recognition
Agreement which incorporates by reference the Servicing Agreement (as modified herein);

         Company has full power and authority to execute,  deliver and perform its obligations  under this Recognition  Agreement,  and to consummate the transactions set forth herein.  The  consummation of the transactions  contemplated by this Recognition  Agreement is in the ordinary  course of Company’s  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company’s  organizational  documents or any legal  restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which
Company or its  property is  subject.  The  execution,  delivery  and  performance  by Company of this  Recognition  Agreement  and the consummation by it of the transactions  contemplated  hereby, have been duly authorized by all necessary action on the part of Company.
This Recognition  Agreement has been duly executed and delivered by Company,  and, upon the due  authorization,  execution and delivery by EMC, will constitute the valid and legally binding obligation of Company,  enforceable  against Company in accordance with its terms except as enforceability may be limited by bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect  relating to creditors’  rights  generally,  and by general  principles of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law; and

         No consent,  approval,  order or authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company in connection  with the execution,  delivery or  performance by Company of this  Recognition
Agreement, or the consummation by it of the transactions contemplated hereby or if required, such consent,  approval,  authorization or order has been obtained prior to the date hereof.

Miscellaneous

         Company  acknowledges  that the  Mortgage  Loans may be part of a REMIC and hereby  agrees  that in the event that  Company is notified in writing by EMC that such Mortgage Loans are part of a REMIC,  Company will service such Mortgage  Loans in accordance  with the Servicing  Agreement (as modified herein) and shall negotiate in good faith any reasonable  amendments  thereto to insure that such
Mortgage  Loans are  serviced  in a manner  that  would not (i) cause  any REMIC to fail to  qualify  as a REMIC or (ii)  result in the imposition of a tax upon any REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2)
of the Code and the tax on  contributions  to a REMIC set  forth in  Section  860G(d)  of the  Code).  It is the  intention  of EMC and
Company that this  Recognition  Agreement  shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties hereto.

         All demands,  notices and communications  related to the Mortgage Loans and this Recognition Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

                 a.       In the case of Company,

                           Countrywide Home Loans Servicing LP
                           400 Countrywide Way
                           Simi Valley, California 93065
                           Attention:  John Lindberg, Rachel Meza, Eric Varnen and Yuan
                           Li
                           With a copy to:  General Counsel

                  b.       In the case of EMC,

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

         All notices and updates required to be provided to the Assignor  regarding  Regulation AB pursuant to the Servicing  Agreement should be sent to the Assignor by email to regABnotifications@bear.com, and additionally:

                  a.       for Item 1117 (Legal Proceedings) to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                  b.       For Item 1119 (Affiliations and Certain Relationships and Related Transactions) to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX  75067-3884
                           Attention:  Conduit Seller Approval Dept.
                           Facsimile:  (214) 626-3751
                           Email:  sellerapproval@bear.com

                           with a copy to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

         Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Recognition Agreement.

         This Recognition Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         No term or provision of this Recognition Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         This Recognition Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Company or EMC may be merged or consolidated shall, without the requirement for any further writing, be deemed Company or EMC, respectively, hereunder.

         This Recognition Agreement shall survive the conveyances of the Mortgage Loans and the assignment of the Servicing Agreement
(as modified herein) and this Recognition Agreement and the Mortgage Loans by EMC to the Trustee as contemplated in this Recognition
Agreement and the AAR Agreement.

         This Recognition Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         In the event that any provision of this Recognition Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Recognition Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION

By:__________________________________________________
Name:________________________________________________
Title:_______________________________________________

COUNTRYWIDE HOME LOANS SERVICING LP
By:  Countrywide GP, Inc., its general partner

By:__________________________________________________
Name:________________________________________________
Title:_______________________________________________

                                                             ATTACHMENT 1

                                                            MORTGAGE LOANS

                                                        (PROVIDED UPON REQUEST)

                                                             ATTACHMENT 2

                                                          SERVICING AGREEMENT
                                                         ARTICLES IV, V AND VI

                                                        (PROVIDED UPON REQUEST)

                                                                                                                            EXHIBIT I-7

                                                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This Assignment,  Assumption and Recognition  Agreement (the “AAR Agreement”) is made and entered into as of December 28, 2006
(the “Closing Date”),  among EMC Mortgage  Corporation (the “Assignor”),  Citibank,  N.A., not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-8,  Mortgage  Pass-Through  Certificates,  Series 2006-8 (the  “Assignee”) and
EverHome Mortgage Company (f/k/a Alliance Mortgage Company) (the “Company”).

         Whereas,  pursuant to the  Recognition  Agreement,  dated as of December 1, 2006,  between the  Assignor  and the Company (the
“Recognition Agreement”),  the Company agreed to service the mortgage loans listed on Attachment 1 annexed hereto (the “Called Mortgage
Loans”)  in  accordance  with the terms and  conditions  of the  Subservicing  Agreement,  dated as of August 1,  2002,  as  amended by
Amendment  No. 1, dated as of January 1, 2006,  between the  Company and the  Assignor  (as  amended  and  modified in the  Recognition
Agreement, the “Subservicing Agreement”); and

         Whereas, Assignor purchased certain residential mortgage loans (the “Everhome Loans”) listed on Attachment 2 annexed hereto from the Company pursuant to the Subservicing Agreement and pursuant to which the Company agreed to service the Everhome loans.

         In consideration of the mutual promises and agreements  contained herein, and for other good and valuable  consideration,  the receipt and sufficiency of which are hereby  acknowledged,  the parties hereto agree that the mortgage loans listed on Attachment 1 and
Attachment  2  annexed  hereto  (collectively,  the  “Assigned  Loans”)  shall be  subject  to the  terms of this  AAR  Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Subservicing Agreement.

Assignment and Assumption

         1.       Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the Assignee all of its  right,  title and  interest  as in, to and  under (a) the  Assigned  Loans  and (b) as they  relate  to the  Assigned  Loans,  the
Recognition Agreement and the Subservicing  Agreement.  Notwithstanding  anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right,  title and  interest,  to and under the  Subservicing  Agreement  with respect to any other
mortgage  loan  other  than  the  Assigned  Loans.   Except  as  is  otherwise   expressly  provided  herein,  the  Assignor  makes  no
representations,  warranties or covenants to the Assignee and the Assignee  acknowledges  that the Assignor has no  obligations  to the
Assignee  under the terms of the  Recognition  Agreement  or the  Subservicing  Agreement  or  otherwise  relating  to the  transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

         2.       Assignor  acknowledges and agrees that upon execution of this Agreement,  the Assignee shall become the “Owner” under the Subservicing  Agreement,  and all representations,  warranties and covenants by the “Company” to the “Owner” under the Subservicing
Agreement including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

Representations, Warranties and Covenants

         1.       Assignor warrants and represents to, and covenants with, Assignee and Company as of the date hereof that:

                  a.  Attached  hereto  as  Attachment  3 and 4 are  true and  correct  copies  of the  Recognition  Agreement  and the
                      Subservicing  Agreement,  respectively,  each of which is in full force and effect as of the date  hereof and the provisions of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

                  b.  Assignor is the lawful  owner of the Assigned  Loans with full right to transfer  the Assigned  Loans and any and all of its interests,  rights and obligations under the Subservicing  Agreement and the Recognition  Agreement as
                      they  relate to the  Assigned  Loans,  free and clear  from any and all  claims  and  encumbrances;  and upon the transfer of the Assigned  Loans to Assignee as  contemplated  herein and in the Mortgage Loan Purchase  Agreement dated as of December 28, 2006 between the Assignor and  Structured  Asset  Mortgage  Investments  II Inc.  (“SAMI
                      II”),  Assignee  shall  have good title to each and every  Assigned  Loan,  as well as any and all of  Assignor’s interests,  rights and obligations under the Subservicing  Agreement and the Recognition Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

                  c.  There are no offsets,  counterclaims  or other  defenses  available  to the Company  with respect to the Assigned
                      Loans, the Recognition Agreement or the Subservicing Agreement;

                  d.  Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any  modification  of, any
                      Assigned Loan;

                  e.  Assignor is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

                  f.  Assignor has full corporate power and authority to execute,  deliver and perform its  obligations  under this AAR
                      Agreement,  and  to  consummate  the  transactions  set  forth  herein.  The  consummation  of  the  transactions contemplated by this AAR Agreement is in the ordinary  course of Assignor’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of Assignor’s  articles of incorporation or by-laws or any legal  restriction,  or any material  agreement or instrument to which  Assignor is now a party or by which it is bound,  or result in the  violation of any law,  rule,  regulation,  order,  judgment or decree to which  Assignor or its  property is subject.  The  execution,  delivery and  performance  by Assignor of this AAR
                      Agreement and the consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate  action on part of Assignor.  This AAR  Agreement  has been duly  executed and  delivered by
                      Assignor  and,  upon the due  authorization,  execution  and  delivery by Assignee and the parties  hereto,  will constitute the valid and legally binding obligation of Assignor  enforceable  against Assignor in accordance with its terms except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to  creditors’  rights  generally,  and by  general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

                  g.  No consent,  approval,  order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection  with the execution,  delivery or performance by Assignor of this AAR Agreement,  or the consummation by it of the transactions  contemplated  hereby.  Neither
                      Assignor nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise  disposed of the
                      Assigned  Loans or any  interest  in the  Assigned  Loans,  or  solicited  any offer to buy or accept a transfer, pledge  or other  disposition  of the  Assigned  Loans,  or any  interest  in the  Assigned  Loans  or  otherwise approached  or  negotiated  with respect to the Assigned  Loans,  or any interest in the Assigned  Loans with any
                      Person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner, or taken any other action which would  constitute a  distribution  of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the  disposition  of the Assigned Loans a violation of
                      Section 5 of the 1933 Act or require registration pursuant thereto.

         2.       The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof that:

                  a.  Assignee is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its organization  and has all requisite  power and  authority to hold the Assigned  Loans as trustee on behalf of the holders of Bear Stearns ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8;

                  b.  Assignee has full corporate power and authority to execute,  deliver and perform its  obligations  under this AAR
                      Agreement,  and  to  consummate  the  transactions  set  forth  herein.  The  consummation  of  the  transactions contemplated by this AAR Agreement is in the ordinary  course of Assignee’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or  provisions  of  Assignee’s  charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which  Assignee is now a party or by which it is bound, or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which Assignee or its property is subject.  The  execution,  delivery and  performance  by Assignee of this AAR  Agreement  and the consummation  by it of the  transactions  contemplated  hereby,  have  been  duly  authorized  by  all  necessary corporate  action on part of Assignee.  This AAR  Agreement has been duly executed and delivered by Assignee and, upon the due  authorization,  execution  and delivery by Assignor and the parties  hereto,  will  constitute  the valid and legally  binding  obligation of Assignee  enforceable  against  Assignee in  accordance  with its terms except as enforceability may be limited by bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect  relating to creditors’  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  c.  No consent,  approval,  order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection  with the execution,  delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

                  d.  The  Assignee  assumes for the benefit of each of Assignor and Company all of the rights and  obligations  of the
                      Assignor  under the  Recognition  Agreement and the  Subservicing  Agreement  with respect to the Assigned  Loans other than the right to enforce the obligations of the Company under the Subservicing Agreement.

          3.      Company warrants and represents to, and covenants with, Assignor and Assignee, as of the date hereof, that:

                  a.  Attached hereto as Attachment 3 and Attachment 4 are true and accurate  copies of the  Recognition  Agreement and the  Subservicing  Agreement,  respectively,  each of which is in full force and effect as of the date hereof and the  provisions  of which  have not been  waived,  amended  or  modified  in any  respect,  nor has any notice of termination been given thereunder;

                  b.  Company is duly  organized,  validly  existing and in good  standing  under the laws of the  jurisdiction  of its incorporation,  and has all requisite  power and authority to service the Assigned Loans and otherwise to perform its obligations under the Recognition Agreement and the Subservicing Agreement;

                  c.  Company has full corporate  power and authority to execute,  deliver and perform its  obligations  under this AAR
                      Agreement,  and  to  consummate  the  transactions  set  forth  herein.  The  consummation  of  the  transactions contemplated  by this AAR Agreement is in the ordinary  course of Company’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of Company’s  articles of  incorporation or by-laws or any legal  restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which
                      Company or its property is subject.  The  execution,  delivery and  performance  by Company of this AAR Agreement and the consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary corporate  action on part of Company.  This AAR Agreement  has been duly executed and delivered by Company,  and, upon the due  authorization,  execution  and delivery by Assignor and  Assignee,  will  constitute  the valid and legally  binding  obligation  of Company,  enforceable  against  Company in  accordance  with its terms except as enforceability  may be limited by bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors’  rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  d.  No consent,  approval,  order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Company in connection  with the  execution,  delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

                  e.  Company shall establish a Custodial  Account and an Escrow Account under the  Subservicing  Agreement in favor of
                      Assignee with respect to the Assigned Loans separate from the Custodial  Accounts and Escrow Accounts  previously established under the Subservicing Agreement in favor of Assignor;

                  f.  Pursuant to Section 10.02 of the  Subservicing  Agreement,  the Company hereby restates the  representations  and warranties  set forth in  Article  III of the  Subservicing  Agreement  with  respect to the  Company  and/or the
                      Assigned Loans; and

                  g.  Neither this AAR Agreement nor any certification,  statement,  report or other agreement,  document or instrument furnished  or to be  furnished  by the  Company  pursuant  to this AAR  Agreement  contains  or will  contain any materially  untrue  statement  of fact or omits or will  omit to state a fact  necessary  to make the  statements contained therein not misleading.

         4.       The Company  hereby  restates  the  representations  and  warranties  set forth in Section  3(j) of the  Subservicing
 Agreement as of the date hereof.

         Notwithstanding  anything to the contrary in the  Subservicing  Agreement,  the Company shall (or shall cause any  Third-Party
Originator  to) (i)  immediately  notify  Assignor and SAMI II in writing of (A) legal  proceedings  pending  against the  Company,  or proceedings  known to be contemplated by  governmental  authorities  against the Company which in the judgment of the Company would be, in each case,  material to purchasers of securities  backed by the Assigned Loans,  (B) any  affiliations or  relationships of the type described  in Item 1119(b) of  Regulation  AB that develop  following  the date hereof  between the Company and any of the above listed parties or other  parties  identified  in writing by the Assignor or SAMI II with respect to the  Securitization  Transaction  and (ii)
provide to the Assignor and SAMI II a description of such proceedings, affiliations or relationships.

         Each  notice/update  regarding  Regulation  AB  should  be sent to the  Assignor  by  e-mail  to  regABnotifications@bear.com.
Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                           Notifications pursuant to (i)(A) above should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: General Counsel for Loan Administration
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

         5.       Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns)  harmless  against any and all claims, losses,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its  successors and assigns) may sustain in any way related to any breach of the  representations  or warranties of
 Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

         1.       From and after the date hereof,  Company shall recognize  Assignee as owner of the Assigned Loans,  and  acknowledges that the Assigned Loans are intended to be part of a REMIC or multiple  REMICs,  and will service the Assigned Loans in accordance with the  Subservicing  Agreement,  the  Recognition  Agreement  and this AAR Agreement but in no event in a manner that would (i) cause any such intended  REMIC to fail to qualify as a REMIC or (ii) result in the  imposition of a tax upon any such intended  REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions to a
REMIC set forth in Section  860G(d) of the Code).  It is the intention of Assignor,  Company and Assignee that this AAR Agreement shall be binding  upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waive, or otherwise alter any of the terms or provisions of the  Subservicing  Agreement which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned Loans without the prior written consent of
Assignee.

         2.       Notwithstanding  any term hereof to the contrary,  it is expressly  understood  and agreed by the parties hereto that
(a) the  execution  and delivery of this AAR  Agreement by the  Assignee is solely in its  capacity as trustee (in such  capacity,  the
“Trustee”)  for Bear Stearns ALT-A Trust 2006-8,  Mortgage  Pass-Through  Certificates,  Series 2006-8 (the  “Trust”),  pursuant to the
Pooling and Servicing  Agreement (the “Pooling and Servicing  Agreement”),  dated as of December 1, 2006,  among SAMI II, the Assignor, the Assignee, Wells Fargo Bank, National Association,  as master servicer (the “Master Servicer”) and as securities administrator,  (b)
each of the  representations,  undertakings  and  agreements  herein  made  by the  Assignee  is  made  and  intended  not as  personal representations,  undertakings  and  agreements  of the Trustee but is made and  intended for the purpose of binding only the Trust and
(c) under no  circumstances  shall the Trustee be personally  liable for the payment of any indebtedness or expenses of the Assignee or the Trust or be liable for the breach or failure of any  obligation,  representation,  warranty or covenant  made or  undertaken by the
Assignee,  the Assignor or the Trust under this AAR Agreement or made or  undertaken  by the Assignee,  the Assignor or the Trust under the Subservicing  Agreement,  the Recognition  Agreement or the Pooling and Servicing  Agreement.  Any recourse against the Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR Agreement  shall be limited solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8.

         3.       The Company  agrees to indemnify  and hold  harmless  SAMI II, each  director of SAMI II, each officer of SAMI II who signed the  Registration  Statement,  the  Underwriters  and each person,  if any, who controls SAMI II or any  Underwriter  within the meaning of Section 15 of the 1933 Act (collectively,  the “Indemnified Party”) against any and all losses,  claims,  expenses,  damages or liabilites to which the Indemnified Party may become subject, under the 1933 Act or otherwise,  including,  without limitation, with respect to disputes  between the parties,  insofar as such  losses,  claims,  expenses,  damages or  liabilites  (or actions in respect thereof)  arise out of or are based upon any untrue  statement  or alleged  untrue  statement  of any  material  fact  contained in the
Prospectus  Supplement,  dated December [27], 2006 (the “Prospectus  Supplement”),  or the omission or the alleged omission to state in the  Prospectus  Supplement a material  fact  necessary in order to make the  statements  therein not  misleading,  in each case to the extent,  but only to the extent,  that such untrue  statement or alleged untrue statement or omission or alleged omission was contained in or omitted  from  information  furnished  in writing by the Company for  inclusion  in the  Prospectus  Supplement,  in the sections entitled “The Master Servicer and The Servicers - The Servicers -Everhome Mortgage Company” (the “Company Information”).

         4.       SAMI II and the Assignor each agree to indemnify and hold  harmless the Company,  each director of the Company,  each officer  of the  Company  and each  person,  if any,  who  controls  the  Company  within  the  meaning  of  Section 15 of the 1933 Act
(collectively,  the “Company  Indemnified  Party”) against any and all losses,  claims,  expenses,  damages or liabilities to which the
Company Indemnified Party may become subject, under the 1933 Act or otherwise,  including without limitation,  with respect to disputes between parties, insofar as such losses, claims,  expenses,  damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue  statement or alleged  untrue  statement of any material  fact  contained in the  Prospectus  Supplement,  or the omission or the alleged  omission to state in the  Prospectus  Supplement a material  fact  necessary  in order to make the  statements therein not misleading,  in each case to the extent, but only to the extent,  that such untrue statement or alleged untrue statement or omission or alleged omission is other than the Company Information.

         Miscellaneous

         1.       All demands,  notices and communications related to the Assigned Loans, the Subservicing  Agreement,  the Recognition
Agreement and this AAR Agreement  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered mail, postage prepaid, as follows:

                  a.  In the case of Company,

                           EverHome Mortgage Company
                           8100 Nations Way
                           Jacksonville, Florida
                           Attention:  Carolyn Cragg
                           Telecopier No.: (904) 281-6206

                  with copies to:

                           EverHome Mortgage Company
                           8100 Nations Way
                           Jacksonville, Florida
                           Attention:  Michael C. Koster
                           Telecopier No.: (904) 281-6145

                  b.  In the case of Assignor,

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                  c.  In the case of Assignee,

                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, New York 10013
                           Attention:  Structured Finance Agency & Trust -BSALTA 2006-8
                           Telecopier No.: (212) 816-5527

                  d.  In the case of the Securities Administrator,

                           Wells Fargo Bank, National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: BSALTA 2006-8
                           Telecopier No.: (410) 715-2380

         2.       With respect to the Subservicing  Agreement,  and with respect to any other servicing  agreement executed between the
Company and the Assignor  related to the  servicing of mortgage  loans in connection  with Bear Stearns  ALT-A Trust  2006-8,  Mortgage
Pass-Through  Certificates,  Series 2006-8 (“Other Subservicing Agreement”),  the Company agrees and acknowledges that a default by the
Company under one Servicing  Agreement or Other Servicing  Agreement which continues for a period in excess of the cure period provided for in such Servicing  Agreement or Other  Servicing  Agreement  shall  constitute a default by the Company under each of the Servicing
Agreement and Other Subservicing Agreement.

         3.       This AAR  Agreement  shall be  construed  in  accordance  with the laws of the State of New York,  without  regard to conflicts of law  principles  (other than Section 5-1401 of the New York General  Obligations  Law),  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         4.       No term or  provision  of this AAR  Agreement  may be waived or modified  unless such  waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         5.       This AAR  Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall,  without the  requirement for any further  writing,  be deemed Assignor, Assignee or Company, respectively, hereunder.

         6.       This  AAR  Agreement  shall survive the  conveyance of the Assigned  Loans,  the  assignment of the  Recognition
Agreement  or the  Subservicing  Agreement  to the extent of the  Assigned  Loans by Assignor to Assignee  and the  termination  of the
Recognition Agreement or the Subservicing Agreement.

         7.       This AAR  Agreement may be executed  simultaneously  in any number of counterparts.  Each  counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         8.       In the event that any provision of this AAR Agreement  conflicts with any provision of the  Recognition  Agreement or the Subservicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

         9.       The Company  hereby  acknowledges  that Wells Fargo  Bank,  National  Association  has been  appointed  as the master servicer of the Assigned  Loans pursuant to the Pooling and Servicing  Agreement and therefor has the right to enforce all  obligations of the Company,  as they relate to the Assigned  Loans,  under the  Recognition  Agreement,  the  Subservicing  Agreement  and this AAR
Agreement.  Such rights will include,  without  limitation,  the right to terminate the Servicer under the Subservicing  Agreement upon the occurrence of an event of default  thereunder,  the right to receive all  remittances  required to be made by the Company under the
Subservicing  Agreement,  the right to receive all monthly  reports and other data  required to be delivered  by the Company  under the
Subservicing  Agreement,  the right to examine the books and records of the Company,  indemnification rights, and the right to exercise certain rights of consent and approval  relating to actions taken by the Company.  The Company shall make all  distributions  under the
Subservicing  Agreement,  as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately  available funds to:

                           Wells Fargo Bank, National Association
                           ABA#121000248
                           Account Name: SAS Clearing
                           Account # 3970771416
                           FFC to: BSALTA 2006-8, Account #50977100.

         and the Company shall deliver all reports required to be delivered under the Subservicing Agreement, as they relate to the
Assigned Loans, to the Assignee at the address set forth in Section 9(c) herein and to the Master Servicer at:

                           Wells Fargo Bank, National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: BSALTA 2006-8
                           Telecopier No.: (410) 715-2380

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

         EMC MORTGAGE CORPORATION,                                    CITIBANK, N.A., not in it’s individual
         the Assignor                                                 capacity but solely as trustee for the holders
                                                                      of Bear Stearns ALT-A Trust, Mortgage
                                                                      Pass-Through Certificates, Series 2006-8, as
                                                                      Assignee

         By:___________________________________

                                                                      By:___________________________________________
         Its:__________________________________                       Its:__________________________________________

         EVERHOME MORTGAGE COMPANY,
         the Company

         By:___________________________________
         Its:__________________________________

         Acknowledged and Agreed

         WELLS FARGO BANK,
NATIONAL ASSOCIATION

         By:___________________________________
         Its:__________________________________

                                                             ATTACHMENT 1

                                                            ASSIGNED LOANS

                                                        (Provided Upon Request)

                                                             ATTACHMENT 2

                                                            EVERHOME LOANS

                                                        (Provided Upon Request)

                                                             ATTACHMENT 3

                                                         RECOGNITION AGREEMENT

                                                        (Provided Upon Request)

                                                             ATTACHMENT 4

                                                        SUBSERVICING AGREEMENT

                                                        (Provided Upon Request)

                                                                                                                            EXHIBIT I-8

                                                         RECOGNITION AGREEMENT

         This is a Recognition  Agreement (this “Recognition  Agreement”) made as of December 1, 2006, between EMC Mortgage Corporation
(“EMC”) and EverHome Mortgage Company (f/k/a Alliance Mortgage Company) (the “Company”).

         WHEREAS,  the mortgage  loans  identified  on  Attachment  1 hereto (the  “Mortgage  Loans”) were  acquired by EMC through the exercise of an optional  redemption  right held by EMC in connection  with the Bear Stearns ALT-A Trust 2003-2,  Mortgage  Pass-Through
Certificates  Series 2003-2,  Bear Stearns ALT-A Trust 2003-7,  Mortgage  Pass-Through  Certificates Series 2003-7 and the Bear Stearns
ARM Trust, Mortgage Pass-Through Certificates, Series 2001-7; and

         WHEREAS,  the Company  agreed to service the Mortgage Loans in accordance  with the terms and  conditions of the  Subservicing
Agreement,  dated as of August 1, 2002,  as amended by Amendment  No. 1, dated as of January 1, 2006,  between the Assignor and Company
(as amended, the “Subservicing Agreement”).

         In consideration of the mutual promises and agreements  contained herein, and for other good and valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  the parties  hereto agree that the Mortgage Loans shall be subject to the terms of this  Recognition  Agreement.  Any capitalized  term used and not otherwise  defined herein shall have the meaning assigned to such term in the Subservicing Agreement.

Recognition of EMC

         From and after the date hereof,  the Company shall  recognize EMC as owner of the Mortgage Loans and will service the Mortgage
Loans for EMC pursuant to the terms of the  Subservicing  Agreement  (as modified  herein) as if EMC and the Company had entered into a separate  servicing  agreement for the servicing of the Mortgage Loans in the form of the Subservicing  Agreement (as modified herein), the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

         The  Company  hereby  acknowledges  that EMC will assign  certain of the  Mortgage  Loans and the  Subservicing  Agreement  to
Citibank,  N.A.,  as trustee for the holders of Bear Stearns  Alt-A  Trust,  Mortgage  Pass-Through  Certificates,  Series  2006-8 (the
“Trustee”),  on December 28, 2006 pursuant to that certain Assignment,  Assumption and Recognition Agreement,  dated as of December 28,
2006 (the “AAR Agreement”)  among EMC, the Trustee and the Company.  Company hereby  acknowledges and consents to the assignment by EMC to the Trustee of all of EMC’s rights against  Company  pursuant to this  Recognition  Agreement and to the  enforcement or exercise of any right or remedy  against  Company  pursuant to this  Recognition  Agreement by the Trustee,  to the extent such rights and remedies pertain to such Mortgage  Loans.  Such  enforcement  of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been  enforced or  exercised  by EMC  directly.  Notwithstanding  anything  in this  Recognition  Agreement  to the contrary,  Company acknowledges and agrees that its obligation to service the Mortgage Loans affected by this Recognition  Agreement is not conditional upon EMC’s subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

         1.       EMC warrants and represents to Company as of the date hereof:

                  a.       EMC is a  corporation  duly  organized,  validly  existing  and in  good  standing  under  the  laws  of the jurisdiction  of its  formation  and has full power and  authority  to  execute,  deliver  and  perform  its obligations  under this Recognition  Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the  transactions  contemplated by this  Recognition  Agreement is in the ordinary course of
                           EMC’s  business  and will not  conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions of EMC’s charter or by-laws or any legal restriction,  or any material agreement or instrument to which EMC is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation, order,  judgment or decree to which EMC or its property is subject. The execution,  delivery and performance by EMC of this Recognition  Agreement and the consummation by it of the  transactions  contemplated  hereby, have been duly authorized by all necessary  action on the part of EMC. This  Recognition  Agreement has been duly executed and delivered by EMC and, upon the due authorization,  execution and delivery by Company, will constitute the valid and legally binding  obligation of EMC  enforceable  against EMC in accordance with its terms except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other  similar laws now or hereafter  in effect  relating to  creditors’  rights  generally,  and by general principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law; and

                  b.       No material consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by EMC in connection with the execution,  delivery or performance  by  EMC  of  this  Recognition  Agreement,  or  the  consummation  by  it of  the  transactions contemplated hereby.

         2.       Company warrants and represents to, and covenants with, EMC as of the date hereof:

                  a.       Attached hereto as Attachment 2 is a true and accurate copy of the Subservicing Agreement;

                  b.       Company is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its incorporation,  and has all  requisite  power and  authority to service the Mortgage  Loans and otherwise to perform its obligations under the Subservicing Agreement and this Recognition Agreement;

                  c.       Company has full corporate power and authority to execute,  deliver and perform its  obligations  under this
                           Recognition  Agreement,  and to consummate  the  transactions  set forth  herein.  The  consummation  of the transactions  contemplated by this Recognition Agreement is in the ordinary course of Company’s business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company’s charter or by-laws or any legal  restriction,  or any material  agreement or  instrument to which Company is now a party or by which it is  bound,  or result  in the  violation  of any law,  rule,  regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and performance by
                           Company of this Recognition  Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly  authorized  by all  necessary  corporate  action on the part of  Company.  This  Recognition
                           Agreement has been duly executed and delivered by Company,  and, upon the due  authorization,  execution and delivery by EMC, will constitute the valid and legally binding  obligation of Company,  enforceable  against
                           Company in accordance with its terms except as enforceability may be limited by bankruptcy,  reorganization, insolvency,  moratorium  or other  similar  laws now or hereafter in effect  relating to  creditors’  rights generally,  and by general  principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law; and

                  d.       No  consent,  approval,  order or  authorization  of, or  declaration,  filing  or  registration  with,  any governmental  entity is  required  to be  obtained  or made by Company  in  connection  with the  execution, delivery  or  performance  by  Company  of this  Recognition  Agreement,  or the  consummation  by it of the transactions contemplated hereby.

         Modification of Subservicing Agreement

                  The Company and Assignor hereby amend the Subservicing Agreement as follows:

         The following definitions are added to Article I of the Subservicing Agreement:

                  Assignee:  Citibank,  N.A.,  not in its  individual  capacity  but  solely as trustee  for the  holders of Bear
         Stearns ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8.

                  Master  Servicer:  Wells  Fargo  Bank,  National  Association,  or its  successors  in  interest  that meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

                  Pooling and Servicing Agreement:  That certain pooling and servicing  agreement,  dated as of December 1, 2006, among Structured Asset Mortgage Investments II Inc., the Trustee, the Master Servicer and EMC Mortgage Corporation.

                  Trustee:  Citibank,  N.A., or its successor in interest,  or any successor trustee appointed as provided in the
         Pooling and Servicing Agreement.

         The following shall be added as clause (n) of Article III of the Subservicing Agreement:

                  “(n)     With  respect to each  Mortgage  Loan,  information  regarding  the borrower  credit  files  related to such
         Mortgage Loan has been furnished to credit  reporting  agencies in compliance with the provisions of the Fair Credit Reporting
         Act and the applicable implementing regulations.”

Miscellaneous

         1.       Notwithstanding  anything to the contrary contained herein or in the Subservicing Agreement Company acknowledges that the Mortgage  Loans may be part of a REMIC or multiple  REMICs and hereby agrees that in no event will it service the Mortgage Loans in a manner  that  would (i)  cause  any REMIC to fail to  qualify  as a REMIC or (ii)  result  in the  imposition  of a tax upon any such intended REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set  forth in  Section  860G(d)  of the  Code).  It is the  intention  of EMC and  Company  that this
Recognition Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

         2.       All demands,  notices and  communications  related to the Mortgage Loans and this  Recognition  Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

                  a.       In the case of Company,

                           EverHome Mortgage Company

                           8100 Nations Way

                           Jacksonville, Florida

                           Attention:  Carolyn Cragg

                           Telecopier No.: (904) 281-6206

                with a copy to:

                           EverHome Mortgage Company

                           8100 Nations Way

                           Jacksonville, Florida

                           Attention:  Michael C. Koster

                           Telecopier No.: (904) 281-6145

                  b.       In the case of EMC,

                           EMC Mortgage Corporation

                           2780 Lake Vista Drive

                           Lewisville, Texas 75067

                           Attention: Conduit Seller Approval Dept.

                           Facsimile: (214) 626-3751

                           Email: sellerapproval@bear.com

         3.       Each party will pay any  commissions it has incurred and the reasonable  fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Recognition Agreement.

         4.       This  Recognition  Agreement  shall be  construed in  accordance  with the laws of the State of New  York, without regard to conflicts of law principles,  and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

         5.       No term or provision of this  Recognition  Agreement may be waived or modified  unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         6.       This  Recognition  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity into which Company or EMC may be merged or  consolidated  shall,  without the  requirement  for any further  writing,  be deemed
Company or EMC, respectively, hereunder.

         7.       This  Recognition  Agreement  shall  survive  the  conveyances  of the  Mortgage  Loans  and  the  assignment  of the
Subservicing  Agreement  and  this  Recognition  Agreement  and the  Mortgage  Loans  by EMC to the  Trustee  as  contemplated  in this
Recognition Agreement and the AAR Agreement.

         8.       This Recognition  Agreement may be executed  simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         9.       In the event that any  provision of this  Recognition  Agreement  conflicts  with any  provision of the  Subservicing
Agreement with respect to the Mortgage Loans, the terms of this Recognition Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION

                                                     By:_________________________________________________

                                                     Name:_______________________________________________

                                                     Title:______________________________________________

                                                     EVERHOME MORTGAGE COMPANY

                                                     By:__________________________________________________

                                                     Name:________________________________________________

                                                     Title:_______________________________________________

                                                             ATTACHMENT 1

                                                            MORTGAGE LOANS

                                                       (Available upon request)

                                                             ATTACHMENT 2

                                                        SUBSERVICING AGREEMENT

                                                       (Available upon request)

                                                                                                                            EXHIBIT I-9

                                           ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of December 28, 2006, among EMC
Mortgage Corporation (the “Assignor”), Citibank, N.A., not in its individual capacity but solely as trustee for the holders of Bear
Stearns ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8 (the “Assignee”) and GMAC Mortgage, LLC (the “Company”).

         Whereas, pursuant to the Recognition Agreement, dated as of December 1, 2006, between the Assignor and the Company (the
“Recognition Agreement”), the Company agreed to service the mortgage loans listed on Attachment 1 annexed hereto (the “Mortgage
Loans”) in accordance with the terms and conditions of the Servicing Agreement, dated as of May 1, 2001, as amended by Amendment
No. 1, dated as of October 1, 2001, Amendment No. 2, dated as of July 31, 2002, and Amendment No. 3 dated as of December 20, 2005 (as amended, the “Servicing Agreement” and together with the Recognition Agreement, the “Agreements”), between the Company and Assignor, as modified in the Recognition Agreement.

         In consideration of the mutual promises and agreements  contained herein, and for other good and valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  the parties hereto also agree that the Mortgage Loans shall be subject to the terms of this AAR  Agreement.  Capitalized  terms used  herein but not  defined  shall have the  meanings  ascribed  to them in the
Servicing Agreement.

Assignment and Assumption

         Assignor  hereby  grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor in the Mortgage
Loans and, as they relate to the  Mortgage  Loans,  all of its right,  title and  interest  in, to and under the  Agreements.  Assignor specifically  reserves and does not assign to Assignee any right,  title and interest in, to or under any mortgage loans subject to the
Agreements other than those set forth on Attachment 1.

Representations, Warranties and Covenants

         1.       Assignor warrants and represents to Assignee and Company as of the date hereof:

                  a.       Attached  hereto as Attachment 2 are true and accurate  copies of the  Agreements,  each of which is in full force and  effect as of the date  hereof  and the  provisions  of which  have not been  waived,  amended  or modified in any respect, nor has any notice of termination been given thereunder;

                  b.       Assignor is the lawful  owner of the Mortgage  Loans with full right to transfer the Mortgage  Loans and any and all of its interests,  rights and obligations under the Agreements as they relate to the Mortgage Loans, free and clear from any and all claims and  encumbrances;  and upon the  transfer of the  Mortgage  Loans to
                           Assignee as  contemplated  herein and in the Mortgage Loan Purchase  Agreement dated as of December 28, 2006 between the Assignor and Structured  Asset Mortgage  Investments  II Inc.  (“SAMI II”),  Assignee shall have good title to each and every Mortgage Loan, as well as any and all of Assignor’s  interests and rights under the  Agreements  as they  relate to the  Mortgage  Loans,  free and clear of any and all  liens,  claims and encumbrances;

                  c.       There are no offsets,  counterclaims  or other  defenses  available  to Company with respect to the Mortgage
                           Loans or the Agreements;

                  d.       Assignor has no knowledge of, and has not received  notice of, any waivers under,  or any  modification  of, any Mortgage Loan;

                  e.       Assignor is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

                  f.       Assignor has full corporate power and authority to execute,  deliver and perform its obligations  under this
                           AAR Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the transactions contemplated  by this AAR Agreement is in the ordinary  course of Assignor’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of Assignor’s charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which  Assignor is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which Assignor or its property is subject.  The execution,  delivery and performance by Assignor of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized by all  necessary  corporate  action  on part of  Assignor.  This AAR  Agreement  has been  duly  executed  and delivered by Assignor and, upon the due authorization,  execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor  enforceable  against Assignor in accordance with  its  terms  except  as  enforceability  may be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law; and

                  g.       No  consent,  approval,  order or  authorization  of, or  declaration,  filing  or  registration  with,  any governmental  entity is  required to be obtained  or made by  Assignor  in  connection  with the  execution, delivery or performance by Assignor of this AAR Agreement,  or the  consummation  by it of the  transactions contemplated  hereby.  Neither Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the Mortgage  Loans or any interest in the Mortgage  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Mortgage  Loans,  or any interest in the Mortgage  Loans or otherwise  approached  or  negotiated  with  respect to the  Mortgage  Loans,  or any interest in the Mortgage Loans with any Person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage  Loans under the  Securities  Act of 1933, as amended (the “1933 Act”) or which would render the  disposition  of the  Mortgage  Loans a violation  of Section 5 of the 1933 Act or require  registration pursuant thereto.

         2.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

                  a.       Assignee is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its organization  and has all requisite  power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns ALT-A Trust 2006-8, Mortgage Pass-Through Certificates Series 2006-8;

                  b.       Assignee has full corporate power and authority to execute,  deliver and perform its obligations  under this
                           AAR Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the transactions contemplated  by this AAR Agreement is in the ordinary  course of Assignee’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of Assignee’s charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which  Assignee is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which Assignee or its property is subject.  The execution,  delivery and performance by Assignee of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized by all  necessary  corporate  action  on part of  Assignee.  This AAR  Agreement  has been  duly  executed  and delivered by Assignee and, upon the due authorization,  execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee  enforceable  against Assignee in accordance with  its  terms  except  as  enforceability  may be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

                  c.       No  consent,  approval,  order or  authorization  of, or  declaration,  filing  or  registration  with,  any governmental  entity is  required to be obtained  or made by  Assignee  in  connection  with the  execution, delivery or performance by Assignee of this AAR Agreement,  or the  consummation  by it of the  transactions contemplated hereby; and

                  d.       The  Assignee  assumes for the benefit of each of Assignor  and Company all of  Assignor’s  rights under the
                           Agreements but solely with respect to such Mortgage Loans.

         3.       Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

                  a.       Attached  hereto as Attachment 2 are true and accurate  copies of the  Agreements,  each of which is in full force and  effect as of the date  hereof  and the  provisions  of which  have not been  waived,  amended  or modified in any respect, nor has any notice of termination been given thereunder;

                  b.       Company is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its formation,  and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Agreements;

                  c.       Company has full corporate power and authority to execute,  deliver and perform its  obligations  under this
                           AAR Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the transactions contemplated  by this AAR  Agreement is in the ordinary  course of Company’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of Company’s  limited  liability agreement or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation,  order, judgment or decree to which Company or its property is subject.  The  execution,  delivery and  performance  by Company of this
                           AAR Agreement and the consummation by it of the transactions  contemplated hereby, have been duly authorized by all  necessary  corporate  action on part of  Company.  This AAR  Agreement  has been duly  executed  and delivered by Company,  and,  upon the due  authorization,  execution  and delivery by Assignor and Assignee, will  constitute  the valid and legally  binding  obligation  of  Company,  enforceable  against  Company in accordance  with  its  terms  except  as  enforceability  may  be  limited  by  bankruptcy,  reorganization, insolvency,  moratorium  or other  similar  laws now or hereafter in effect  relating to  creditors’  rights generally,  and by general  principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

                  d.       No  consent,  approval,  order or  authorization  of, or  declaration,  filing  or  registration  with,  any governmental  entity is  required  to be  obtained  or made by Company  in  connection  with the  execution, delivery or performance  by Company of this AAR Agreement,  or the  consummation  by it of the  transactions contemplated hereby;

                  e.       Company shall establish a Custodial Account and an Escrow Account under the Servicing  Agreement in favor of
                           Assignee  with  respect to the  Mortgage  Loans  separate  from the  Custodial  Account  and Escrow  Account previously established under the Servicing Agreement in favor of Assignor; and

                  f.       No event has occurred  from the Closing Date to the date hereof which would render the  representations  and warranties as to the related  Mortgage  Loans made by the Company in Article III of the Servicing  Agreement
                           to be  untrue  in any  material  respect  provided  hereby  that  Article  III(a)  is  AMENDED  by  deleting
                           "corporation"  and replacing with "limited  liability  company" and (c) is AMENDED by deleting  "articles of incorporation or by-laws" and replacing with "limited liability agreement."

         4.       The Company hereby restates the  representations  and warranties set forth in Section 3(m) of the Servicing Agreement as of the date hereof.

         Notwithstanding  anything to the  contrary in the  Servicing  Agreement,  the  Company  shall (or shall cause any  Third-Party
Originator  to) (i)  immediately  notify  Assignor and SAMI II in writing of (A) legal  proceedings  pending  against the  Company,  or proceedings  known to be contemplated by  governmental  authorities  against the Company which in the judgment of the Company would be, in each case,  material to purchasers of securities  backed by the Mortgage Loans and (B) any affiliations or relationships of the type described  in Item 1119(b) of  Regulation  AB that develop  following  the date hereof  between the Company and any of the above listed parties or other  parties  identified  in writing by the Assignor or SAMI II with respect to the  Securitization  Transaction  and (ii)
provide to the Assignor and SAMI II a description of such proceedings, affiliations or relationships.

         Each  notice/update  regarding  Regulation  AB  should  be sent to the  Assignor  by  e-mail  to  regABnotifications@bear.com.
Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                           Notifications pursuant to (i)(A) above should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: General Counsel for Loan Administration
                           Facsimile: (972) 831-2555
                           Email: sellerapproval@bear.com

                           with a copy to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

         5.       Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns)  harmless  against any and all claims, losses,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and expenses that Assignee (and its  successors  and assigns) may sustain in any way related to any breach of the  representations  or warranties of
Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

         1.       From and after the date hereof,  Company shall recognize  Assignee as owner of the Mortgage Loans,  and  acknowledges that the Mortgage Loans are intended to be part of a REMIC or multiple  REMICs,  and will service the Mortgage Loans in accordance with the  Agreements  and this AAR  Agreement  but in no event in a manner  that  would (i) cause any REMIC to fail to qualify as a REMIC or
(ii) result in the  imposition of a tax upon any such intended REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d) of the Code).  It is the  intention  of  Assignor,  Company  and  Assignee  that this AAR  Agreement  shall be  binding  upon and for the  benefit of the respective  successors and assigns of the parties hereto.  Neither Company nor Assignor shall amend or agree to amend,  modify,  waive, or otherwise alter any of the terms or provisions of the Agreements,  which amendment,  modification,  waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

         2.       Notwithstanding  any term hereof to the contrary,  it is expressly  understood  and agreed by the parties hereto that
(i) this AAR Agreement is  acknowledged  and accepted by the Assignee not  individually  or  personally  but solely as Assignee for the
Trust in the exercise of the powers and authority  conferred and vested in it under the Pooling and Servicing  Agreement  (the “Pooling and  Servicing  Agreement”),  dated as of December 1, 2006,  among SAMI II, the  Assignor,  the  Assignee,  Wells Fargo Bank,  National
Association,  as  master  servicer  (the  “Master  Servicer”)  and as  securities  administrator,  (ii)  each  of the  representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal  representations,  undertakings and agreements  of the Assignee but is made and intended for the purpose of binding only the Trust and (iii) under no  circumstances  shall the Assignee be  personally  liable for the payment of any  indebtedness  or expenses of the Assignee or the Trust or be liable for the breach or failure of any  obligation,  representation,  warranty or covenant made or  undertaken  by the Assignee,  the Assignor or the
Trust under the  Servicing  Agreement  or the Pooling and  Servicing  Agreement.  Any  recourse  against the Assignee in respect of any obligations  it may have under or  pursuant  to the terms of this AAR  Agreement  shall be limited  solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8.

Miscellaneous

         1.       All  demands,  notices and  communications  related to the  Mortgage  Loans,  the  Servicing  Agreement  and this AAR
Agreement  shall be in writing and shall be deemed to have been duly given if  personally  delivered at or mailed by  registered  mail, postage prepaid, as follows:
                  a.       In the case of Company,

                           GMAC Mortgage, LLC
                           500 Enterprise Road
                           Horsham, Pennsylvania 19044
                           Attention:  Mr. Frank Ruhl
                           Telecopier No.: (215) 682-3396

                  b.       In the case of Assignor,

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                  c.       In the case of the Securities Administrator,

                           Wells Fargo Bank,
                           National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention:  BSALTA 2006-8
                           Telecopier No.: (410) 715-2380

                  d.       In the case of Assignee,

                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, New York 10013

                           Attention:  Structured Finance Agency & Trust -BSALTA 2006-8
                           Telecopier No.: (212) 816-5527

         2.       Each party will pay any  commissions  it has incurred and the Assignor  shall pay the fees of its  attorneys  and the reasonable fees of the attorneys of the Assignee and the Company in connection with the  negotiations  for,  documenting of and closing of the transactions contemplated by this AAR Agreement.

         3.       This AAR Agreement shall be construed in accordance with the laws of the State of New  York, without regard to conflicts of law principles,  and the  obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

         4.       No term or  provision  of this AAR  Agreement  may be waived or modified  unless such  waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         5.       This AAR  Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall,  without the  requirement for any further  writing,  be deemed Assignor, Assignee or Company, respectively, hereunder.

         6.       This AAR  Agreement shall survive the conveyance of the Mortgage Loans,  the assignment of the Agreements to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Agreements.

         7.       This AAR  Agreement may be executed  simultaneously  in any number of counterparts.  Each  counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         8.       In the event that any provision of this AAR Agreement  conflicts with any provision of the Agreements with respect to the Mortgage Loans, the terms of this AAR Agreement shall control.

         9.       The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association  (the  “Master  Servicer”)  has been appointed as the master  servicer of the Mortgage Loans  pursuant to the Pooling and Servicing  Agreement and therefor has the right to enforce all  obligations of the Company,  as they relate to the Mortgage  Loans,  under the  Agreements  and this AAR  Agreement.  Such rights will include,  without  limitation,  the right to terminate the Servicer under the Servicing Agreement upon the occurrence of an event of default  thereunder,  the right to receive all remittances  required to be made by the Company under the Servicing  Agreement, the right to receive all monthly  reports and other data  required to be delivered by the Company  under the  Agreements,  the right to examine  the books and  records of the  Company,  indemnification  rights,  and the right to  exercise  certain  rights of consent  and approval  relating to actions taken by the Company.  The Company shall make all distributions  under the Agreements,  as they relate to the Mortgage Loans, to the Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name:  SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-8, Account #50977100.

and the Company shall deliver all reports  required to be delivered under the Agreements,  as they relate to the Mortgage Loans, to the
Assignee at the address set forth in Section 8d herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-8
                  Telecopier No.: (410) 715-2380

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:_________________________________________________
Name:
Title:

CITIBANK, N.A., not in its individual capacity
but solely as trustee for the holders of Bear Stearns
ALT-A Trust Mortgage Pass-Through Certificates,
Series 2006-8, as Assignee

By:_________________________________________________
Name:
Title:

GMAC MORTGAGE, LLC
Company

By:_________________________________________________
Name:
Title:

ACKNOWLEDGED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:__________________________________________________
Name:
Title:

                                                             ATTACHMENT 1

                                                            MORTGAGE LOANS

                                                       (Available upon request)

                                                             ATTACHMENT 2

                                                              AGREEMENTS

                                                       (Available upon request)

                                                                                                                           EXHIBIT I-10

                                                         RECOGNITION AGREEMENT

         This is a Recognition  Agreement (this “Recognition  Agreement”) made as of December 1, 2006, between EMC Mortgage Corporation
(the “EMC”) and GMAC Mortgage, LLC (the “Company”).

         WHEREAS,  the mortgage loans  identified on Attachment 1 hereto (the “2003-4 Mortgage Loans”) were acquired by EMC through the exercise of an optional  redemption  right held by EMC in connection  with the Bear Stearns ALT-A Mortgage  Pass-Through  Certificates,
Series 2003-4;

         WHEREAS,  the mortgage  loans  identified on Attachment 2 hereto (the “2003-7  Mortgage  Loans” and,  together with the 2003-4
Mortgage  Loans,  the  “Mortgage  Loans”)  were  acquired by EMC through the  exercise of an optional  redemption  right held by EMC in connection with the Bear Stearns ALT-A Mortgage Pass-Through Certificates, Series 2003-7; and

         WHEREAS,  the Company  agreed to service the  Mortgage  Loans in  accordance  with the terms and  conditions  of that  certain
Servicing  Agreement  dated as of May 1, 2001,  between the Company and EMC, as amended by Amendment No. 1 dated as of October 1, 2001,
Amendment No. 2 dated as of July 31, 2002 and Amendment No. 3 dated as of December 20, 2005 (as amended, the “Servicing Agreement”).

         In consideration of the mutual promises and agreements  contained herein, and for other good and valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  the parties  hereto agree that the Mortgage Loans shall be subject to the terms of this  Recognition  Agreement.  Any capitalized  term used and not otherwise  defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Recognition of EMC

         From and after the date hereof,  the Company shall  recognize EMC as owner of the Mortgage Loans and will service the Mortgage
Loans for EMC  pursuant to the terms of the  Servicing  Agreement  (as  modified  herein) as if EMC and the Company had entered  into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Servicing  Agreement (as modified herein),  the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

         The Company  hereby  acknowledges  that EMC will assign the Mortgage Loans and the Servicing  Agreement to Citibank,  N.A., as
trustee for the holders of Bear Stearns Alt-A Trust, Mortgage  Pass-Through  Certificates,  Series 2006-8 (the “Trustee”),  on December
28,  2006  pursuant  to that  certain  Assignment,  Assumption  and  Recognition  Agreement,  dated as of  December  28, 2006 (the “AAR
Agreement”)  among EMC, the Trustee and the Company.  Company hereby  acknowledges and consents to the assignment by EMC to the Trustee of all of EMC’s rights  against  Company  pursuant to this  Recognition  Agreement and to the  enforcement  or exercise of any right or remedy against Company  pursuant to this Recognition  Agreement by the Trustee,  to the extent such rights and remedies pertain to such
Mortgage  Loans.  Such  enforcement  of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been  enforced or exercised by EMC  directly.  Notwithstanding  anything in this  Recognition  Agreement to the  contrary,  Company acknowledges  and agrees that its obligation to service the Mortgage Loans affected by this  Recognition  Agreement is not  conditional upon EMC’s subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

         3.       EMC warrants and represents to Company as of the date hereof:

                  c.       EMC is a  corporation  duly  organized,  validly  existing  and in  good  standing  under  the  laws  of the jurisdiction  of its  formation  and has full power and  authority  to  execute,  deliver  and  perform  its obligations  under this Recognition  Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the  transactions  contemplated by this  Recognition  Agreement is in the ordinary course of
                           EMC’s  business  and will not  conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions of EMC’s charter or by-laws or any legal restriction,  or any material agreement or instrument to which EMC is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation, order,  judgment or decree to which EMC or its property is subject. The execution,  delivery and performance by EMC of this Recognition  Agreement and the consummation by it of the  transactions  contemplated  hereby, have been duly authorized by all necessary  action on the part of EMC. This  Recognition  Agreement has been duly executed and delivered by EMC and, upon the due authorization,  execution and delivery by Company, will constitute the valid and legally binding  obligation of EMC  enforceable  against EMC in accordance with its terms except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other  similar laws now or hereafter  in effect  relating to  creditors’  rights  generally,  and by general principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law; and

                  d.       No material consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by EMC in connection with the execution,  delivery or performance  by  EMC  of  this  Recognition  Agreement,  or  the  consummation  by  it of  the  transactions contemplated hereby.

         4.       Company warrants and represents to, and covenants with, EMC as of the date hereof:

                  e.       Attached hereto as Attachment 3 is a true and accurate copy of the Servicing Agreement;

                  f.       Company is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its formation,  and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Servicing Agreement and this Recognition Agreement;

                  g.       Company has full corporate power and authority to execute,  deliver and perform its  obligations  under this
                           Recognition  Agreement,  and to consummate  the  transactions  set forth  herein.  The  consummation  of the transactions  contemplated by this Recognition Agreement is in the ordinary course of Company’s business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company’s limited  liability  agreement or any legal  restriction,  or any material  agreement or  instrument to which
                           Company is now a party or by which it is bound,  or result in the  violation of any law,  rule,  regulation, order,  judgment  or decree to which  Company or its  property  is  subject.  The  execution,  delivery  and performance  by  Company  of this  Recognition  Agreement  and the  consummation  by it of the  transactions contemplated  hereby,  have been duly authorized by all necessary  corporate  action on the part of Company.
                           This  Recognition   Agreement  has  been  duly  executed  and  delivered  by  Company,  and,  upon  the  due authorization,  execution and delivery by EMC, will constitute the valid and legally  binding  obligation of
                           Company,  enforceable  against Company in accordance with its terms except as enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other  similar laws now or hereafter in effect relating  to  creditors’  rights  generally,  and by  general  principles  of equity  regardless  of whether enforceability is considered in a proceeding in equity or at law; and

                  h.       No  consent,  approval,  order or  authorization  of, or  declaration,  filing  or  registration  with,  any governmental  entity is  required  to be  obtained  or made by Company  in  connection  with the  execution, delivery  or  performance  by  Company  of this  Recognition  Agreement,  or the  consummation  by it of the transactions contemplated hereby.

Modification of the Servicing Agreement

         1.       The following definitions are added to Article I of the Servicing Agreement:

                  Assignee:  Citibank,  N.A., as trustee for the holders of Bear Steams ALT-A Trust 2006-8, Mortgage Pass-Through
         Certificates, Series 2006-8.

                  Master  Servicer:  Wells  Fargo  Bank,  National  Association,  or its  successors  in  interest  who  meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

                  Pooling and Servicing Agreement:  That certain pooling and servicing  agreement,  dated as of December 1, 2006, among Structured Asset Mortgage Investments II Inc., the Trustee, the Master Servicer and the Owner.

                  Trustee:  Citibank,  N.A., or its successor in interest,  or any successor trustee appointed as provided in the
         Pooling and Servicing Agreement.

         2.       Article III(d) is hereby AMENDED by deleting  "corporation" and replacing with "limited  liability company" and
         (c) is hereby  AMENDED by deleting  "articles  of  incorporation  or by-laws"  and  replacing  with  "limited  liability agreement."

Miscellaneous

         1.       Notwithstanding  anything to the contrary contained herein or in the Servicing  Agreement,  Company acknowledges that the Mortgage  Loans may be part of a REMIC or multiple  REMICs and hereby agrees that in no event will it service the Mortgage Loans in a manner  that  would (i)  cause  any REMIC to fail to  qualify  as a REMIC or (ii)  result  in the  imposition  of a tax upon any such intended REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set  forth in  Section  860G(d)  of the  Code).  It is the  intention  of EMC and  Company  that this
Recognition Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

         2.       All demands,  notices and  communications  related to the Mortgage Loans and this  Recognition  Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

                  a.       In the case of Company,

                           GMAC Mortgage, LLC
                           500 Enterprise Road
                           Horsham, Pennsylvania 19044
                           Attention:  Mr. Frank Ruhl
                           Telecopier No.: (215) 682-3396

                  b.       In the case of EMC,

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

         3.       Each party will pay any  commissions it has incurred and the reasonable  fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Recognition Agreement.

         4.       This  Recognition  Agreement  shall be  construed in  accordance  with the laws of the State of New  York, without regard to conflicts of law principles,  and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

         5.       No term or provision of this  Recognition  Agreement may be waived or modified  unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         6.       This  Recognition  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity into which Company or EMC may be merged or  consolidated  shall,  without the  requirement  for any further  writing,  be deemed
Company or EMC, respectively, hereunder.

         7.       This  Recognition  Agreement  shall survive the conveyances of the Mortgage Loans and the assignment of the Servicing
Agreement and this  Recognition  Agreement and the Mortgage Loans by EMC to the Trustee as contemplated in this  Recognition  Agreement and the AAR Agreement.

         8.       This Recognition  Agreement may be executed  simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         9.       In the event  that any  provision  of this  Recognition  Agreement  conflicts  with any  provision  of the  Servicing
Agreement with respect to the Mortgage Loans, the terms of this Recognition Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION

                                                     By:__________________________________________________

                                                     Name:________________________________________________

                                                     Title:_______________________________________________

                                                     GMAC MORTGAGE, LLC

                                                     By:__________________________________________________

                                                     Name:________________________________________________

                                                     Title:_______________________________________________

                                                             ATTACHMENT 1

                                                         2003-4 MORTGAGE LOANS

                                                       (Available upon request)

                                                             ATTACHMENT 2

                                                         2003-7 MORTGAGE LOANS

                                                       (Available upon request)

                                                             ATTACHMENT 3

                                                          SERVICING AGREEMENT

                                                       (Available upon request)

                                                                                                                           EXHIBIT I-11

                                           ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of December 28, 2006, among EMC
Mortgage Corporation (the “Assignor”), Citibank, N.A., not individually but solely as trustee for the holders of the Bear Stearns
ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8 (the “Assignee”) and HSBC Mortgage Corporation (USA) (the
“Company”).

         Whereas, pursuant to the Recognition Agreement dated as of December 1, 2006, between the Assignor and the Company (the
“Recognition Agreement”), the Company has agreed to service certain residential mortgage loans (the “Assigned Loans”) listed on
Attachment 1 annexed hereto (the “Assigned Loan Schedule”) for the Assignor as owner of the Assigned Loans; and

         Whereas, Assignor purchased certain residential mortgage loans (the “HSBC Loans”) listed on Attachment 2 annexed hereto (the
“HSBC Loan Schedule”) from the Company pursuant to the Servicing Agreement (as defined herein) and pursuant to which the Company agreed to service the HSBC Loans; and

         In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the HSBC Loans and, together with the
Assigned Loans, the “Mortgage Loans” now serviced by the Company for the Assignor and its successors and assigns pursuant to the
Recognition Agreement and the Assignor’s right, title and interest to and under the Recognition Agreement in accordance with the terms and conditions of that certain Amended and Restated Purchase, Warranties and Servicing Agreement, dated as of September 1,
2005, as amended by Amendment Reg AB (the “Amendment Reg AB”), dated as of November 7, 2005 (as amended, the “Servicing Agreement”)
and the Servicing Agreement shall be subject to the terms of this AAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

         Assignment and Assumption

           5.       Except as expressly provided for herein,  the Assignor hereby grants,  transfers and assigns to the Assignee all of its right,  title and  interest as in, to and under (a) the  Mortgage  Loans and (b) the  Recognition  Agreement  and the  Servicing
   Agreement;  provided,  however,  that the Assignor is not assigning to the Assignee any of its right, title or interest,  in, to and under the Recognition  Agreement and the Servicing  Agreement with respect to any mortgage loan other than the Mortgage Loans listed on Attachment 1. Notwithstanding  anything to the contrary contained herein, the Assignor  specifically reserves and does not assign to the Assignee  any right,  title and interest in, to or under the  representations  and  warranties  contained in Section 3.01 and
   Section 3.02 of the Servicing  Agreement and the Assignor is retaining the right to enforce the  representations  and warranties set forth  in  those  sections  against  the  Company.  Except  as is  otherwise  expressly  provided  herein,  the  Assignor  makes  no representations,  warranties or covenants to the Assignee and the Assignee  acknowledges that the Assignor has no obligations to the
   Assignee under the terms of the Servicing  Agreement or otherwise relating to the transaction  contemplated  herein (including,  but not limited to, any obligation to indemnify the Assignee).

Representations, Warranties and Covenants

           6.       Assignor warrants and represents to Assignee and Company as of the date hereof:

         [reserved];

         Attached hereto as Attachment 3 and Attachment 4 are true and accurate  copies of the Recognition  Agreement and the Servicing
Agreement,  respectively,  each of which is in full force and effect as of the date  hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         Assignor is the lawful  owner of the  Mortgage  Loans with full right to transfer  the  Mortgage  Loans and any and all of its interests,  rights and obligations  under the Recognition  Agreement and the Servicing  Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and  encumbrances;  and upon the  transfer of the  Mortgage  Loans to  Assignee as  contemplated herein and in the Mortgage Loan Servicing  Agreement  dated as of December 28, 2006 between the Assignor and Structured  Asset Mortgage
Investments II Inc.  (“SAMI II”),  Assignee shall have good title to each and every Mortgage Loan, as well as any and all of Assignor’s interests and rights under the Recognition  Agreement and the Servicing  Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

         There are no  offsets,  counterclaims  or other  defenses  available  to Company  with  respect to the  Mortgage  Loans or the
Recognition Agreement;

         Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

         Assignor is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction of its  incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

         Assignor has full  corporate  power and authority to execute,  deliver and perform its  obligations  under this AAR Agreement, and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignor’s  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions  or provisions of Assignor’s  charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which  Assignor is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation,  order,  judgment or decree to which
Assignor or its property is subject.  The execution,  delivery and  performance by Assignor of this AAR Agreement and the  consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate action on the part of Assignor.
This AAR  Agreement  has been duly  executed and  delivered by Assignor  and,  upon the due  authorization,  execution  and delivery by
Assignee and Company,  will constitute the valid and legally binding obligation of Assignor  enforceable against Assignor in accordance with its terms except as  enforceability  may be limited by bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter  in effect  relating to  creditors’  rights  generally,  and by general  principles  of equity  regardless  of whether enforceability is considered in a proceeding in equity or at law;

         No consent,  approval,  order or authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be  obtained  or made by  Assignor in  connection  with the  execution,  delivery  or  performance  by Assignor of this AAR
Agreement, or the consummation by it of the transactions contemplated hereby;

         Neither  Assignor  nor anyone  acting on its behalf has  offered,  transferred,  pledged,  sold or  otherwise  disposed of the
Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Mortgage  Loans,  or any  interest in the Mortgage  Loans or otherwise  approached  or  negotiated  with respect to the Mortgage
Loans,  or any  interest in the  Mortgage  Loans with any Person in any manner,  or made any general  solicitation  by means of general advertising or in any other manner,  or taken any other action which would  constitute a  distribution  of the Mortgage Loans under the
Securities  Act of 1933,  as amended  (the “1933 Act”) or which would  render the  disposition  of the  Mortgage  Loans a violation  of
Section 5 of the 1933 Act or require registration pursuant thereto;

         The Assignor  has  received  from  Company,  and has  delivered to the  Assignee,  all  documents  required to be delivered to
Assignor by the Company prior to the date hereof  pursuant to the  Recognition  Agreement and the Servicing  Agreement  with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents; and

         There is no action,  suit,  proceeding,  investigation or litigation pending or, to Assignor’s  knowledge,  threatened,  which either in any instance or in the  aggregate,  if determined  adversely to Assignor,  would  adversely  affect  Assignor’s  execution or delivery  of, or the  enforceability  of, this AAR  Agreement,  or the  Assignor’s  ability to perform its  obligations  under this AAR
Agreement.

           7.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

         Assignee is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its organization and has all requisite  power and  authority to hold the Mortgage  Loans as trustee on behalf of the holders of the Bear Stearns ALT-A Trust
2006-8, Mortgage Pass-Through Certificates, Series 2006-8;

         Assignee has full  corporate  power and authority to execute,  deliver and perform its  obligations  under this AAR Agreement, and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignee’s  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions  or provisions of Assignee’s  charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which  Assignee is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation,  order,  judgment or decree to which
Assignee or its property is subject.  The execution,  delivery and  performance by Assignee of this AAR Agreement and the  consummation by it of the transactions  contemplated  hereby, have been duly authorized by all necessary corporate action on part of Assignee.  This
AAR Agreement has been duly  executed and  delivered by Assignee  and, upon the due  authorization,  execution and delivery by Assignor and Company,  will constitute the valid and legally binding obligation of Assignee  enforceable against Assignee in accordance with its terms except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other similar laws now or hereafter in effect relating to creditors’ rights generally,  and by general principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law;

         No consent,  approval,  order or authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be  obtained  or made by  Assignee in  connection  with the  execution,  delivery  or  performance  by Assignee of this AAR
Agreement, or the consummation by it of the transactions contemplated hereby;

         There is no action,  suit,  proceeding,  investigation or litigation pending or, to Assignee’s  knowledge,  threatened,  which either in any instance or in the  aggregate,  if determined  adversely to Assignee,  would  adversely  affect  Assignee’s  execution or delivery  of, or the  enforceability  of, this AAR  Agreement,  or the  Assignee’s  ability to perform its  obligations  under this AAR
Agreement; and

         Assignee  assumes  for the  benefit of each of the  Assignor  and the  Company  all of the rights of the  Purchaser  under the
Recognition Agreement and  the Servicing Agreement with respect to the Mortgage Loans.

           8.       Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

         [reserved];

         Attached hereto as Attachment 3 and Attachment 4 are true and accurate  copies of the Recognition  Agreement and the Servicing
Agreement,  respectively,  each of which is in full force and effect as of the date  hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         Company is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation, and has all  requisite  power and  authority  to service  the  Mortgage  Loans and  otherwise  to  perform  its  obligations  under the
Recognition Agreement and the Servicing Agreement;

         Company has full corporate power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Company’s  business  and will not  conflict  with,  or result in a breach  of,  any of the  terms,  conditions  or provisions of Company’s charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which Company or its property is subject.  The execution,  delivery and  performance by Company of this AAR Agreement and the  consummation  by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate action on the part of Company.  This AAR
Agreement  has been duly executed and delivered by Company,  and,  upon the due  authorization,  execution and delivery by Assignor and
Assignee,  will  constitute the valid and legally  binding  obligation of Company,  enforceable  against Company in accordance with its terms except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other similar laws now or hereafter in effect relating to creditors’ rights generally,  and by general principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law;

         No consent,  approval,  order or authorization  of, or declaration,  filing or registration  with, any governmental  entity is required  to be  obtained  or made by  Company  in  connection  with the  execution,  delivery  or  performance  by Company of this AAR
Agreement, or the consummation by it of the transactions contemplated hereby;

         The Company  shall  establish a  Custodial  Account and an Escrow  Account  under the  Recognition  Agreement  in favor of the
Assignee with respect to the Mortgage Loans separate from the Custodial  Account and Escrow Account  previously  established  under the
Servicing Agreement in favor of Assignor;

         No event has occurred  from the Closing Date to the date hereof which would render the  representations  and  warranties as to the related  Mortgage  Loans made by the Company in Sections  3.01 and 3.02 of the  Servicing  Agreement  to be untrue in any  material respect; and

         Neither this AAR Agreement nor any certification,  statement,  report or other agreement,  document or instrument furnished or to be furnished by the Company  pursuant to this AAR  Agreement  contains or will contain any  materially  untrue  statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

           9.       Assignor  hereby agrees to indemnify and hold the Assignee (and its  successors and assigns)  harmless  against any and all claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs, fees and expenses that  Assignee  (and its  successors  and assigns) may sustain in any way related to any breach of the  representations  or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

           10.      From and after the date hereof,  Company shall recognize  Assignee as owner of the Mortgage Loans, and acknowledges that the Mortgage  Loans are intended to be part of a REMIC or multiple  REMICs,  and will service the Mortgage  Loans in accordance with the Servicing  Agreement (as modified by this AAR Agreement  and the  Recognition  Agreement)  but in no event in a manner that would (i) cause any such  intended  REMIC to fail to  qualify  as a REMIC or (ii)  result in the  imposition  of a tax upon any such intended REMIC  (including but not limited to the tax on prohibited  transactions  as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d) of the Code).  It is the  intention  of  Assignor,  Company  and
   Assignee that this AAR Agreement  shall be binding upon and for the benefit of the respective  successors and assigns of the parties hereto.  Neither  Company  nor  Assignor  shall  amend or agree to amend,  modify,  waive,  or  otherwise  alter any of the terms or provisions of the Servicing Agreement or the Recognition Agreement which amendment,  modification,  waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

           11.      Notwithstanding any term hereof to the contrary,  it is expressly  understood and agreed by the parties hereto that
   (i) the  execution and delivery of this AAR  Agreement by the Assignee is solely in its capacity as trustee (in such  capacity,  the
   “Trustee”) for Bear Stearns ALT-A Trust 2006-8,  Mortgage Pass-Through  Certificates,  Series 2006-8 (the “Trust”),  pursuant to the
   Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”),  dated as of December 1, 2006, among SAMI II, the Assignor, the Assignee,  Wells Fargo Bank, National Association,  as master servicer (the “Master Servicer”) and as securities  administrator,
   (ii) each of the  representations,  undertakings  and  agreements  herein  made on behalf of the Trust is made and  intended  not as personal  representations,  undertakings and agreements of the Assignee but is made and intended for the purpose of binding only the
   Trust and (iii) under no  circumstances  shall the Assignee be personally  liable for the payment of any indebtedness or expenses of the Assignee or the Trust or be liable for the breach or failure of any  obligation,  representation,  warranty or covenant  made or undertaken by the  Assignee,  the Assignor or the Trust under the Servicing  Agreement or the Pooling and Servicing  Agreement.  Any
   recourse  against the Assignee in respect of any  obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited  solely to the assets it may hold as trustee of Bear Stearns  ALT-A Trust  2006-8,  Mortgage  Pass-Through  Certificates,
   Series 2006-8.

           12.      The Company  agrees to indemnify  and hold  harmless SAMI II, each director of SAMI II, each officer of SAMI II who signed the Registration  Statement,  the Underwriters  and each person,  if any, who controls SAMI II or any Underwriter  within the meaning of Section 15 of the 1933 Act (collectively,  the “Indemnified Party”) against any and all losses, claims, expenses, damages or liabilites to which the Indemnified Party may become subject,  under the 1933 Act or otherwise,  including,  without  limitation, with respect to disputes  between the parties,  insofar as such  losses,  claims,  expenses,  damages or  liabilites  (or actions in respect  thereof) arise out of or are based upon any untrue  statement or alleged untrue statement of any material fact contained in the Prospectus Supplement,  dated December 28, 2006 (the “Prospectus Supplement”),  or the omission or the alleged omission to state in the Prospectus  Supplement a material fact necessary in order to make the statements therein not misleading,  in each case to the extent,  but only to the extent,  that such untrue  statement  or alleged  untrue  statement  or  omission or alleged  omission  was contained in or omitted from  information  furnished in writing by the Company for inclusion in the  Prospectus  Supplement,  in the sections  entitled  “The  Master  Servicer  and The  Servicers - The  Servicers - HSBC  Mortgage  Corporation  (USA)” (the  “Company
   Information”).

Miscellaneous

           9.       All demands,  notices and communications  related to the Mortgage Loans, the Recognition  Agreement,  the Servicing
   Agreement  and this AAR  Agreement  shall be in writing and shall be deemed to have been duly given if  personally  delivered  at or mailed by registered mail, postage prepaid, as follows:

                  a.       In the case of Company,

                           HSBC MORTGAGE CORPORATION (USA)
                           Lori A. Miller / Vice President
                           2929 Walden Avenue
                           Depew, New York 14043

                  b.       In the case of Assignor,

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067-3884
                           Attention:  Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                  All notices and updates required to be provided to the Assignor regarding Regulation AB pursuant to the Servicing
                  Agreement should be sent to the Assignor by email to regABnotifications@bear.com, and additionally:

                  c.       for Item 1117 (Legal Proceedings) to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX 75067-3884
                           Attention: Associate General Counsel for Loan Administration
                           Facsimile: (972) 831-2555

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                  d.       For Item 1119 (Affiliations and Certain Relationships and Related Transactions) to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX  75067-3884
                           Attention:  Conduit Seller Approval Dept.
                           Facsimile:  (214) 626-3751
                           Email:  sellerapproval@bear.com

                           with a copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY 10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                  e.       In the case of the Securities Administrator,

                           Wells Fargo Bank,
                           National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention:  BSALTA 2006-8
                           Telecopier No.: (410) 715-2380

                  f.       In the case of Assignee,

                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, New York 10013
                           Attention:  Structured Finance Agency & Trust -BSALTA 2006-8
                           Telecopier No.: (212) 816-5527

           10.      Each  party  will  pay any  commissions  it has  incurred  and the fees of its  attorneys  in  connection  with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

           11.      This AAR  Agreement  shall be construed in  accordance  with the laws of the State of New York,  without  regard to conflicts of law principles  (other than Section 5-1401 of the New York Obligations  Law), and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           12.      No term or provision  of this AAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

           13.      This  AAR  Agreement  shall inure to the benefit of the  successors  and  assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee or Company  may be merged or  consolidated  shall,  without the  requirement  for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

           14.      This AAR  Agreement  shall survive the conveyance of the Mortgage  Loans,  the  assignment of the  Recognition
   Agreement  and the  Servicing  Agreement to the extent of the  Mortgage  Loans by Assignor to Assignee  and the  termination  of the
   Recognition Agreement and the Servicing Agreement.

           15.      This AAR  Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

           16.      In the event that any provision of this AAR Agreement  conflicts  with any provision of the Servicing  Agreement or the Recognition Agreement with respect to the Mortgage Loans, the terms of this AAR Agreement shall control.

           17.      The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association  (the “Master  Servicer”) has been appointed as the master  servicer of the Mortgage Loans  pursuant to the Pooling and Servicing  Agreement and therefor has the right to enforce all  obligations  of the Company,  as they relate to the  Mortgage  Loans,  under the  Servicing  Agreement  and this AAR
   Agreement.  Such rights will include, without limitation,  the right to terminate the Servicer under the Servicing Agreement and the
   Recognition  Agreement upon the occurrence of an event of default  thereunder,  the right to receive all remittances  required to be made by the Company under the Servicing Agreement,  the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing  Agreement,  the right to examine the books and records of the Company,  indemnification  rights, and the right to exercise  certain rights of consent and approval  relating to actions taken by the Company.  The Company shall make all distributions  under the Servicing  Agreement,  as they relate to the Mortgage Loans, to the Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name:  SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-8, Account #50977100.

and the Company shall deliver all reports required to be delivered under the Recognition Agreement and the Servicing Agreement, as
they relate to the Mortgage Loans, to the Assignee at the address set forth in Section 9d herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-8
                  Telecopier No.: (410) 715-2380

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                                              EMC MORTGAGE CORPORATION Assignor

                                                              By:_______________________________________________
                                                              Name:_____________________________________________
                                                              Title:____________________________________________

                                                              CITIBANK, N.A., not in it’s individual
                                                              capacity but solely as trustee for the holders
                                                              of Bear Stearns ALT-A Trust, Mortgage
                                                              Pass-Through Certificates, Series 2006-8, as Assignee

                                                              By:      _________________________________________
                                                              Name:    _________________________________________
                                                              Title:   _________________________________________

                                                              HSBC MORTGAGE CORPORATION (USA)
                                                              Company

                                                              By:_______________________________________________
                                                              Name:_____________________________________________
                                                              Title:____________________________________________

                                                              Acknowledged and Agreed:

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                              By:      _________________________________________
                                                              Name:    _________________________________________
                                                              Title:   _________________________________________

                                                             ATTACHMENT 1

                                                       ASSIGNED LOAN SCHEDULE

                                                       (Available upon request)

                                                             ATTACHMENT 2
                                                          HSBC LOAN SCHEDULE

                                                       (Available upon request)

                                                             ATTACHMENT 3

                                                          SERVICING AGREEMENT

                                                       (Available upon request)

                                                                                                                           EXHIBIT I-12

                                                         RECOGNITION AGREEMENT

         This is a Recognition  Agreement (this “Recognition  Agreement”) made as of December 1, 2006, between EMC Mortgage Corporation
(“EMC”) and HSBC Mortgage Company (USA) (the “Company”).

         WHEREAS,   the  Company  sold  the  mortgage  loans  identified  on  Attachment  1  hereto  (the  “Assigned   Loans”),   on  a
servicing-retained  basis, to EMC pursuant to that certain Purchase,  Warranties and Servicing Agreement,  dated as of May 1, 2002 with respect to the Assigned  Loans (the “Purchase Agreement”), between the Company and EMC; and

         WHEREAS,  the Assigned  Loans and the Purchase  Agreement  were  subsequently  transferred  to the Bear Stearns ALT-A Mortgage
Pass-Through Certificates, Series 2003-7; and

         WHEREAS,  EMC acquired the Assigned Loans through the exercise of an optional  redemption right held by EMC in connection with the Bear Stearns ALT-A Mortgage Pass-Through Certificates, Series 2003-7; and

         WHEREAS,  the Company is currently  servicing the Assigned  Loans in accordance  with the terms and conditions of that certain
Amended and Restated Purchase,  Warranties and Servicing Agreement,  dated as of September 1, 2005, as amended by Amendment Reg AB (the
“Amendment  Reg AB”),  dated as of  November  7, 2005 (as  amended,  the  “Servicing  Agreement”),  by and between the Company and EMC, attached hereto as Attachment 2.

         In consideration of the mutual promises and agreements  contained herein, and for other good and valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  the parties  hereto agree that the Assigned Loans shall be subject to the terms of this  Recognition  Agreement.  Any capitalized  term used and not otherwise  defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Recognition of EMC

         From and after the date hereof,  the Company shall  recognize EMC as owner of the Assigned Loans and will service the Assigned
Loans for EMC  pursuant to the terms of the  Servicing  Agreement  (as  modified  herein) as if EMC and the Company had entered  into a separate servicing agreement for the servicing of the Assigned Loans in the form of the Servicing  Agreement (as modified herein),  the terms of which are incorporated herein by reference.

Assignment of Assigned Loans and Recognition Agreement to Trustee

         The Company hereby  acknowledges  that EMC will assign certain of the Assigned Loans and the Servicing  Agreement to Citibank,
N.A., as trustee for the holders of Bear Stearns Alt-A Trust, Mortgage  Pass-Through  Certificates,  Series 2006-8 (the “Trustee”),  on
December 28, 2006 pursuant to that certain Assignment,  Assumption and Recognition  Agreement,  dated as of December 28, 2006 (the “AAR
Agreement”)  among EMC, the Trustee and the Company.  The Company  hereby  acknowledges  and consents to the  assignment  by EMC to the
Trustee of all of EMC’s rights against the Company  pursuant to this  Recognition  Agreement and to the  enforcement or exercise of any right or remedy  against the Company  pursuant to this  Recognition  Agreement by the  Trustee,  to the extent such rights and remedies pertain to such Assigned  Loans.  Such  enforcement  of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been  enforced or  exercised  by EMC  directly.  Notwithstanding  anything  in this  Recognition  Agreement  to the contrary,  the Company  acknowledges  and agrees  that its  obligation  to service  the  Assigned  Loans  affected by this  Recognition
Agreement is not conditional upon EMC’s subsequent assignment of the Assigned Loans to the Trustee.

Representations, Warranties and Covenants

         1.       EMC warrants and represents to the Company as of the date hereof:

              a)  EMC is a corporation duly organized,  validly existing and in good standing under the laws of the jurisdiction of its formation and has full power and authority to execute,  deliver and perform its  obligations  under this  Recognition
                  Agreement, and to consummate the transactions set forth herein. The consummation of the transactions  contemplated by this  Recognition  Agreement is in the ordinary  course of EMC’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of EMC’s charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which EMC is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment  or decree to which EMC or its  property is  subject.  The  execution, delivery  and  performance  by EMC of this  Recognition  Agreement  and the  consummation  by it of the  transactions contemplated  hereby,  have  been duly  authorized  by all  necessary  action  on the part of EMC.  This  Recognition
                  Agreement has been duly executed and delivered by EMC and, upon the due authorization,  execution and delivery by the
                  Company,  will constitute the valid and legally binding obligation of EMC enforceable  against EMC in accordance with its terms except as  enforceability  may be limited by bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

              b)  No  material  consent,  approval,  order or  authorization  of, or  declaration,  filing or  registration  with,  any governmental  entity is  required  to be  obtained  or made by EMC in  connection  with the  execution,  delivery  or performance by EMC of this Recognition Agreement, or the consummation by it of the transactions contemplated hereby.

         2.       The Company warrants and represents to, and covenants with, EMC as of the date hereof:

              a)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement;

              b)  The Company is duly  organized,  validly  existing and in good  standing  under the laws of the  jurisdiction  of its organization,  and has all requisite  power and authority to service the Assigned  Loans and otherwise to perform its obligations under the Servicing Agreement and this Recognition Agreement;

              c)  The  Company has full  corporate  power and  authority  to execute,  deliver and perform its  obligations  under this
                  Recognition  Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the transactions contemplated by this Recognition  Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of the Company’s  articles of association or by-laws or any legal  restriction,  or any material agreement or instrument to which the Company is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its property is subject.  The execution,  delivery and performance by the Company of this  Recognition
                  Agreement and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly  authorized by all necessary  corporate  action on the part of the  Company.  This  Recognition  Agreement  has been duly  executed  and delivered by the Company,  and, upon the due authorization,  execution and delivery by EMC, will constitute the valid and legally binding  obligation of the Company,  enforceable  against the Company in accordance with its terms except as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect  relating to creditors’  rights  generally,  and by general  principles  of equity  regardless of whether enforceability is considered in a proceeding in equity or at law; and

              d)  No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any  governmental entity is required to be obtained or made by the Company in connection  with the  execution,  delivery or performance by the Company of this Recognition Agreement, or the consummation by it of the transactions contemplated hereby.

                                                  Modification of Servicing Agreement

         The Company and Assignor hereby amend the Servicing Agreement as follows:

         (a)      The following definitions are added to Article I of the Servicing Agreement:

         Assignee: Citibank, N.A., as trustee for the holders of the Bear Stearns ALT-A Trust 2006-8, Mortgage Pass-Through
         Certificates, Series 2006-8.

         Depositor:  SAMI II.

         Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the
         Pooling and Servicing Agreement and this Agreement.

         Nonrecoverable Advance: Any advance previously made by the Company pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Company, may not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.  The determination by the Company that it has made a Nonrecoverable Advance, shall be evidenced by an Officer’s
         Certificate of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.

         Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of December 1, 2006, among
         Structured Asset Mortgage Investments II Inc., the Trustee, the Master Servicer and the Purchaser.

         SAMI II:  Structured Asset Mortgage Investments II Inc.

         Securities Administrator: Wells Fargo Bank, National Association.

         Trustee: Citibank, N.A., or its successor in interest, or any successor trustee appointed as provided in the Pooling and
         Servicing Agreement.

         (b)      The definition of Business Day is deleted in its entirety and replaced with the following:
         Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Maryland or
         Minnesota, or (iii) a day on which banks in the States of New York, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

         (c)      The definition of Custodial Account is deleted in its entirety and replaced with the following:
         Custodial Account: Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled “HSBC Mortgage Corporation (USA), as Servicer, in trust for Citibank, N.A., as trustee for the holders of the Bear
         Stearns Alt-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8,” and shall be established in an Eligible
         Account.

         (d)      The definition of Escrow Account is deleted in its entirety and replaced with the following:
         Escrow Account: Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled “HSBC Mortgage Corporation (USA), as Servicer, in trust for Citibank, N.A., as trustee for the holders of the Bear
         Stearns Alt-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8,” and shall be established in an Eligible
         Account.

         (e)      Article III of the Servicing  Agreement is hereby amended effective as of the date hereof by adding the following new
         Section 3.02(kkk):
                  (kkk)    With respect to each Mortgage Loan, information regarding the borrower credit files related to such
         Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting
         Act and the applicable implementing regulations.

         (f)      Article IV of the  Servicing  Agreement is hereby  amended  effective  as of the date hereof by adding the  following after the first sentence in 4.01:

                  In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

         (g)      The following is added as Subsection 4.05(ix) of the Servicing Agreement:
         “(ix) to reimburse itself for any Nonrecoverable Advances;”

         (h)      The following is added to the second sentence of the third paragraph of Section 4.13 of the Servicing Agreement:
         “; provided, however, that any REO property shall be disposed of by the Company before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO property, unless the Company is otherwise directed by the Assignee.”

         (i)      Section 5.02 of the Servicing Agreement is hereby amended by replacing the first two paragraphs with the following:
                  “Not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Master Servicer in a format as outlined below (or in such other formats mutually agreed between the Servicer and the Master Servicer) (i) (a)
         monthly loan data in the format set forth in Exhibit E-1 hereto, (b) default loan data in the format set forth in Exhibit
         E-2 hereto and (c) information regarding realized losses and gains in the format set forth in Exhibit E-3 hereto (or in such other formats mutually agreed between the Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer and (iii) all supporting documentation with respect to the information required pursuant to clause (i)(c) above.”

         (j)      Section 11.04 of the Servicing Agreement is deleted in its entirety and replaced with the following:
         Section 11.04_____Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New
                  York without giving effect to principles of conflicts of laws and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         (k)      The following shall be added as Section 11.19 of the Servicing Agreement:
         Section 11.19_____Third Party Beneficiary.

                  For purposes of this Agreement, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

         (l)      Section  2(f)(vii)(B)  of the  Amendment Reg AB is hereby  amended by deleting from the first  paragraph the words “, which  continues  unremedied for ten calendar days after the date on which such  information,  report,  certification  or  accountants’
letter was required to be delivered”.

         (m)      Exhibits E-1, E-2 and E-3 (attached hereto as Attachment 3 to this Recognition  Agreement) are hereby attached to the
Servicing Agreement.
                                                             Miscellaneous

         Notwithstanding  anything to the contrary contained herein or in the Servicing  Agreement,  the Company  acknowledges that the
Assigned  Loans may be part of a REMIC or multiple  REMICs and hereby  agrees that in no event will it service the Assigned  Loans in a manner that would (i) cause any such  intended  REMIC to fail to qualify as a REMIC or (ii) result in the  imposition of a tax upon any such intended REMIC (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d) of the Code).  It is the intention of EMC and the Company that this
Recognition Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

         All demands,  notices and communications  related to the Assigned Loans and this Recognition Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

                  In the case of the Company,
         HSBC Mortgage Corporation (USA)
         Lori A. Miller /  Vice President
         2929 Walden Avenue
         Depew, New York 14043

                  In the case of EMC,
         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         Each  party will pay any  commissions  it has  incurred  and the  reasonable  fees of its  attorneys  in  connection  with the negotiations for, documenting of and closing of the transactions contemplated by this Recognition Agreement.

         This  Recognition  Agreement  shall be  construed  in  accordance  with the laws of the State of New York,  without  regard to conflicts of law principles  (other than Section 5-1401 of the New York Obligations  Law), and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         No term or  provision  of this  Recognition  Agreement  may be waived or modified  unless such  waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         This  Recognition  Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which the Company or EMC may be merged or consolidated  shall,  without the requirement for any further writing,  be deemed the Company or EMC, respectively, hereunder.

         This Recognition  Agreement shall survive the conveyances of the Assigned Loans and the assignment of the Servicing  Agreement and this Recognition  Agreement and the Assigned Loans by EMC to the Trustee as contemplated in this Recognition  Agreement and the AAR
Agreement.

         This Recognition Agreement may be executed  simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         In the event that any provision of this  Recognition  Agreement  conflicts with any provision of the Servicing  Agreement with respect to the Assigned Loans, the terms of this Recognition Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION

By:               ___________________________________
Name:             ___________________________________
Title:            ___________________________________

HSBC MORTGAGE CORPORATION (USA)

By:               ___________________________________
Name:             ___________________________________
Title:            ___________________________________

                                                             ATTACHMENT 1

                                                            ASSIGNED LOANS

                                                       (AVAILABLE UPON REQUEST)

                                                             ATTACHMENT 2

                                                          SERVICING AGREEMENT

                                                       (AVAILABLE UPON REQUEST)

                                                             ATTACHMENT 3

                                                               EXHIBIT 1

                                                   REPORTING DATA FOR MONTHLY REPORT

Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment          Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer’s fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer’s fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower’s actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower’s actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower’s next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan “paid in full” amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase, 70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

                                                                   EXHIBIT 2

                                                       REPORTING DATA FOR DEFAULTED LOANS

                                               Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower’s next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current “as is” value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker’s price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

         o    ASUM-     Approved Assumption
         o    BAP-      Borrower Assistance Program
         o    CO-       Charge Off
         o    DIL-      Deed-in-Lieu
         o    FFA-      Formal Forbearance Agreement
         o    MOD-      Loan Modification
         o    PRE-      Pre-Sale
         o    SS-       Short Sale
         o    MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

         o    Mortgagor
         o    Tenant
         o    Unknown
         o    Vacant

The Property Condition field should show the last reported condition of the property as follows:

         o    Damaged
         o    Excellent
         o    Fair
         o    Gone
         o    Good
         o    Poor
         o    Special Hazard
         o    Unknown

Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                                62             Veteran’s Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                                63             Veteran’s Affairs-Refund
                      ------------------------ -------------------------------------------------------
                                64             Veteran’s Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

                                                                   EXHIBIT 3

                                                  REPORTING DATA FOR REALIZED LOSSES AND GAINS

                                     Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.
         The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

              o   The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:

         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                  *  For escrow advances - complete payment history

                      (to calculate advances from last positive escrow balance forward)

                  *  Other expenses -  copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

                  *  Unusual or extraordinary items may require further documentation.

         13.      The total of lines 1 through 12.

                           3.       Credits:

         14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

                     Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov’t guarantee

                  *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.
         Total Realized Loss (or Amount of Any Gain)

         23.      The total derived from subtracting line 22 from 13.  If the amount represents a realized gain, show the amount in
                  parenthesis (   ).

                                              Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________
----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower’s Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If “Yes”, provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan        $ ________________(1)
         (2)  Interest accrued at Net Rate                              ________________(2)
         (3)  Accrued Servicing Fees                                    ________________(3)
         (4)  Attorney’s Fees                                          ________________(4)
         (5)  Taxes (see page 2)                                        ________________(5)
         (6)  Property Maintenance                                      ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                 ________________(7)
         (8)  Utility Expenses                                          ________________(8)
         (9)  Appraisal/BPO                                             ________________(9)
         (10) Property Inspections                                      ________________(10)
         (11) FC Costs/Other Legal Expenses                             ________________(11)
         (12) Other (itemize)                                           ________________(12)
                  Cash for Keys__________________________               ________________(12)
                  HOA/Condo Fees_______________________                 ________________(12)
                  ______________________________________                ________________(12)

                  Total Expenses                                     $  ________________(13)
         Credits:
         (14) Escrow Balance                                         $  ________________(14)
         (15) HIP Refund                                                ________________(15)
         (16) Rental Receipts                                           ________________(16)
         (17) Hazard Loss Proceeds                                      ________________(17)
         (18) Primary Mortgage Insurance / Gov’t Insurance             ________________(18a) HUD Part A
                                                                        ________________(18b) HUD Part B
         (19) Pool Insurance Proceeds                                   ________________(19)
         (20) Proceeds from Sale of Acquired Property                   ________________(20)
         (21) Other (itemize)                                           ________________(21)
              _________________________________________                 ________________(21)

              Total Credits                                          $  ________________(22)
         Total Realized Loss (or Amount of Gain)                     $  ________________(23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
                                      Coverage
   (Tax /Ins.)
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

                                                                                              EXHIBIT I-13

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an  Assignment,  Assumption and  Recognition  Agreement  (the “AAR  Agreement”)  made and entered into as of December 28, 2006, among EMC Mortgage  Corporation (the  “Assignor”),  Citibank,  N.A.,
not in its  individual  capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-8,
Mortgage  Pass-Through  Certificates,  Series  2006-8 (the  “Assignee”)  and  IndyMac  Bank,  F.S.B.  (the
“Company”).

         Whereas, pursuant to the Recognition Agreement, dated as of December 1, 2006 between the
Assignor and the Company (the “Recognition Agreement”), the Company agreed to service the mortgage loans listed on Attachment 1 annexed hereto (the “Assigned Loans”) in accordance with the terms and conditions of that certain Master Purchase, Warranties and Servicing Agreement, dated as of August 1, 2001, between the Assignor and the Company, as modified in the Recognition Agreement (as modified, the “PWS
Agreement”).

         In consideration of the mutual promises and agreements  contained herein,  and for other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged,  the parties hereto agree that the Assigned Loans shall be subject to the terms of this AAR Agreement.  Any  capitalized  term used and not otherwise defined herein shall have the meaning assigned to such term in the PWS Agreement.

Assignment and Assumption

         1.       Except as expressly  provided for herein,  the Assignor  hereby  grants,  transfers  and assigns to the  Assignee all of its right,  title and interest as in, to and under (a) the Assigned  Loans and (b) as  they  relate  to the  Assigned  Loans,  the  Recognition  Agreement  and  the  PWS  Agreement.
Notwithstanding  anything to the contrary  contained herein, the Assignor is not assigning to the Assignee any of its right,  title and interest,  to and under the  Recognition  Agreement or the PWS Agreement with respect to any other  mortgage  loan other  than the  Assigned  Loans.  Except as is  otherwise  expressly provided herein,  the Assignor makes no  representations,  warranties or covenants to the Assignee and the
Assignee  acknowledges  that the  Assignor  has no  obligations  to the  Assignee  under  the terms of the
Recognition  Agreement or the PWS Agreement or otherwise relating to the transaction  contemplated  herein
(including, but not limited to, any obligation to indemnify the Assignee).

         2.       Assignor  acknowledges  and agrees that upon execution of this  Agreement,  the Assignee shall become the “Owner” under the Recognition  Agreement and the PWS Agreement,  and all representations, warranties  and  covenants by the  “Company” to the “Owner”  under the  Recognition  Agreement and the PWS
Agreement including, but not limited to, the rights to receive  indemnification,  shall accrue to Assignee by virtue of this Agreement.

Representations, Warranties and Covenants

         1.       Assignor  warrants and  represents  to, and covenants  with,  Assignee and Company as of the date hereof that:

                  a.       Attached  hereto  as  Attachment  2 is a true  and  correct  copy  of  the  PWS
                           Agreement  and attached  hereto as  Attachment 3 a true and correct copy of the
                           Recognition  Agreement,  each of which is in full  force  and  effect as of the date  hereof  and the  provisions  of which  have not been  waived,  amended or modified  in any  respect,  nor  has  any  notice  of  termination  been  given thereunder;

                  b.       Assignor is the lawful owner of the Assigned  Loans with full right to transfer the Assigned  Loans and any and all of its  interests,  rights and  obligations under the  Recognition  Agreement  and the PWS  Agreement as they relate to the
                           Assigned Loans,  free and clear from any and all claims and  encumbrances;  and upon the transfer of the Assigned Loans to Assignee as contemplated  herein and in the Mortgage Loan Purchase  Agreement  dated as of December 28, 2006 between the Assignor and  Structured  Asset Mortgage  Investments II Inc.  (“SAMI II”),
                           Assignee  shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s  interests,  rights and obligations under the Recognition
                           Agreement and the PWS Agreement as they relate to the Assigned Loans,  free and clear of any and all liens, claims and encumbrances;

                  c.       There are no offsets,  counterclaims or other defenses available to the Company with  respect to the  Assigned  Loans,  the  Recognition  Agreement  or the PWS
                           Agreement;

                  d.       Assignor  has no  knowledge  of, and has not  received  notice of, any  waivers under, or any modification of, any Assigned Loan;

                  e.       Assignor is duly  organized,  validly  existing and in good standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

                  f.       Assignor  has full  corporate  power and  authority  to  execute,  deliver  and perform  its  obligations  under  this AAR  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by this AAR  Agreement  is in the ordinary  course of  Assignor’s business  and will not  conflict  with,  or result in a breach  of,  any of the terms,  conditions or provisions of Assignor’s  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Assignor is now a party or by which it is bound,  or result in the violation of any law,  rule, regulation,  order,  judgment or decree to which  Assignor  or its  property is subject.  The  execution,  delivery  and  performance  by  Assignor of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have  been  duly  authorized  by all  necessary  corporate  action  on  part of
                           Assignor.  This AAR  Agreement has been duly executed and delivered by Assignor and,  upon the due  authorization,  execution  and delivery by Assignee and the parties hereto,  will  constitute the valid and legally  binding  obligation of
                           Assignor  enforceable  against  Assignor in accordance with its terms except as enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors’ rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

                  g.       No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignor in  connection  with the  execution,  delivery  or  performance  by
                           Assignor of this AAR Agreement,  or the  consummation by it of the transactions contemplated  hereby.  Neither  Assignor  nor  anyone  acting on its behalf has offered,  transferred,  pledged,  sold or  otherwise  disposed of the  Assigned
                           Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned  Loans, or any interest in the  Assigned  Loans or otherwise  approached  or  negotiated  with respect to the Assigned  Loans,  or any interest in the Assigned Loans with any
                           Person in any  manner,  or made any  general  solicitation  by means of general advertising  or in any other  manner,  or taken any other  action  which  would constitute a  distribution  of the Assigned  Loans under the  Securities Act of
                           1933, as amended (the “1933 Act”) or which would render the  disposition of the
                           Assigned   Loans  a  violation  of  Section  5  of  the  1933  Act  or  require registration pursuant thereto.

         2.       The Assignee warrants and represents to, and covenants with, the Assignor and the
Company as of the date hereof that:

                  a.       Assignee is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction of its  organization  and has all requisite power and authority to hold the  Assigned  Loans on behalf of the holders of Bear Stearns
                           ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8;

                  b.       Assignee  has full  corporate  power and  authority  to  execute,  deliver  and perform  its  obligations  under  this AAR  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by this AAR  Agreement  is in the ordinary  course of  Assignee’s business  and will not  conflict  with,  or result in a breach  of,  any of the terms,  conditions or provisions of Assignee’s  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Assignee is now a party or by which it is bound,  or result in the violation of any law,  rule, regulation,  order,  judgment or decree to which  Assignee  or its  property is subject.  The  execution,  delivery  and  performance  by  Assignee of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have  been  duly  authorized  by all  necessary  corporate  action  on  part of
                           Assignee.  This AAR  Agreement has been duly executed and delivered by Assignee and,  upon the due  authorization,  execution  and delivery by Assignor and the parties hereto,  will  constitute the valid and legally  binding  obligation of
                           Assignee  enforceable  against  Assignee in accordance with its terms except as enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors’ rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  c.       No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignee in  connection  with the  execution,  delivery  or  performance  by
                           Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

                  d.       The Assignee  assumes for the benefit of each of Assignor  and Company,  all of
                           Assignor’s  rights under the  Recognition  Agreement  and the PWS Agreement but solely with respect to such Assigned Loans.

         3.       Company warrants and represents to, and covenants with, Assignee and Assignor, as of the date hereof, that:

                  a.       Attached  hereto  as  Attachment  2 is a true  and  correct  copy  of  the  PWS
                           Agreement  and  attached  hereto as  Attachment 3 is a true and correct copy of the Recognition Agreement,  each of which is in full force and effect as of the date  hereof  and the  provisions  of which  have not been  waived,  amended or modified  in any  respect,  nor  has  any  notice  of  termination  been  given thereunder;

                  b.       Company is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and
                           authority  to  service  the  Assigned   Loans  and  otherwise  to  perform  its
                           obligations under the Recognition Agreement and PWS Agreement;

                  c.       Company has full corporate power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this
                           AAR  Agreement  is in the ordinary  course of  Company’s  business and will not conflict  with,  or result in a breach  of,  any of the  terms,  conditions  or provisions  of Company’s  charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to which Company is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,
                           judgment  or  decree  to  which  Company  or  its  property  is  subject.   The
                           execution,  delivery and  performance  by Company of this AAR Agreement and the consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized  by all  necessary  corporate  action on part of  Company.  This AAR
                           Agreement has been duly  executed and  delivered by Company,  and, upon the due
                           authorization,   execution  and  delivery  by  Assignor  and   Assignee,   will
                           constitute  the valid and legally  binding  obligation of Company,  enforceable against  Company in accordance with its terms except as  enforceability  may be limited by bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’  rights  generally,  and by  general  principles  of equity  regardless  of  whether  enforceability  is considered in a proceeding in equity or at law;

                  d.       No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company  in  connection  with the  execution,  delivery  or  performance  by
                           Company of this AAR Agreement,  or the  consummation by it of the  transactions contemplated hereby;

                  e.       Company  shall  establish a Custodial  Account and an Escrow  Account under the
                           PWS Agreement in favor of Assignee with respect to the Assigned  Loans separate from the Custodial Account and Escrow Account previously  established under the
                           PWS Agreement in favor of Assignor;

                  f.       Pursuant to Section 11.18 of the PWS  Agreement,  the Company  hereby  restates the  representations  and  warranties  set forth in  Section  3.01 and  Section
                           3.02(bbb)  of the PWS  Agreement  with  respect to the Company and the Assigned
                           Loans as of the date hereof; and

                  g.       Neither this AAR Agreement nor any  certification,  statement,  report or other agreement,  document or instrument  furnished or to be furnished by the Company pursuant to this AAR Agreement  contains or will contain any materially  untrue statement of fact.

         4.       Assignor  hereby  agrees to indemnify  and hold the  Assignee  (and its  successors  and assigns)  harmless  against any and all claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the  representations  or  warranties  of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

         5.       The Company,  including any successor  servicer,  shall be subject to the supervision of the Master  Servicer,  which Master  Servicer shall have the same rights as the  Purchaser,  as purchaser, under the PWS Agreement to enforce the  obligations of the Company under the PWS  Agreement,  and the term
“Purchaser”  as used in the PWS  Agreement in connection  with any rights of the Purchaser  shall refer to the Trust Fund or, as the context  requires,  the Master  Servicer,  except as  otherwise  specified.  The
Master  Servicer  shall be entitled to terminate the rights and  obligations  of the Company under the PWS
Agreement,  the  Recognition  Agreement  and under this  Agreement  upon the  failure of the  Servicer  to perform any of its  obligations  under the PWS Agreement,  which failure results in an Event of Default as provided in the PWS  Agreement.  Notwithstanding  anything  herein to the contrary,  in no event shall the
Master  Servicer  assume any of the obligations of the Purchaser under the PWS Agreement and in connection with the performance of the Master Servicer’s duties hereunder.

Recognition of Assignee

         1.       From and  after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans,  and  acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple
REMICs,  and will  service the  Assigned  Loans in  accordance  with the PWS  Agreement,  the  Recognition
Agreement  and this AAR  Agreement  but in no event in a manner  that  would (i)  cause any such  intended
REMIC to fail to  qualify  as a REMIC or (ii)  result in the  imposition  of a tax upon any such  intended
REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2)
of the Code and the tax on  contributions  to a REMIC set forth in Section 860G(d) of the Code). It is the intention of  Assignor,  Company and Assignee  that this AAR  Agreement  shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or provisions of the
PWS Agreement or the  Recognition  Agreement which  amendment,  modification,  waiver or other  alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

         2.       Notwithstanding any term hereof to the contrary,  it is expressly  understood and agreed by the parties  hereto that (i) this AAR  Agreement  is  acknowledged  and  accepted by the  Assignee  not individually  or  personally  but  solely as  Assignee  for the Trust in the  exercise  of the  powers and authority  conferred  and  vested in it under the  Pooling  and  Servicing  Agreement  (the  “Pooling  and
Servicing  Agreement”),  dated as of December 1, 2006,  among SAMI II, the Assignor,  the Assignee,  Wells
Fargo  Bank,  National  Association,  as  master  servicer  (the  “Master  Servicer”)  and  as  securities administrator,  (ii) each of the  representations,  undertakings  and agreements  herein made on behalf of the Trust is made and  intended  not as  personal  representations,  undertakings  and  agreements  of the
Assignee  but is made  and  intended  for the  purpose  of  binding  only the  Trust  and  (iii)  under no circumstances  shall the Assignee be personally  liable for the payment of any indebtedness or expenses of the  Assignee  or the Trust or be liable  for the breach or  failure  of any  obligation,  representation, warranty  or  covenant  made or  undertaken  by the  Assignee,  the  Assignor  or the Trust  under the PWS
Agreement or the Pooling and  Servicing  Agreement.  Any  recourse  against the Assignee in respect of any obligations  it may have under or pursuant to the terms of this AAR Agreement  shall be limited  solely to
the  assets  it  may  hold  as  trustee  of  Bear  Stearns  ALT-A  Trust  2006-8,   Mortgage  Pass-Through
Certificates, Series 2006-8.

Miscellaneous

         1.       All  demands,  notices  and  communications  related  to the  Mortgage  Loans,  the  PWS
Agreement  and this AAR  Agreement  shall be in  writing  and shall be  deemed to have been duly  given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

                  a.       In the case of Company,
                           IndyMac Bank, F.S.B.
                           3465 East Foothill Boulevard
                           Pasadena, California  91107
                           Attention:  Secondary Marketing
                           Telecopier No.:  (626) 535-2549

                  b.       In the case of Assignor,
                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                  c.       In the case of Assignee,
                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, New York 10013
                           Attention:  Structured Finance Agency & Trust -BSALTA 2006-8
                           Telecopier No.: (212) 816-5527

         2.       This AAR Agreement  shall be construed in  accordance  with the laws of the State of New
York,  without  regard  to  conflicts  of law  principles  (other  than  Section  5-1401  of the New  York
Obligations  Law), and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

         3.       No term or  provision  of this AAR  Agreement  may be waived  or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         4.       This  placeAAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee or Company may be merged or  consolidated shall,  without  the  requirement  for any  further  writing,  be deemed  Assignor,  Assignee  or  Company respectively, hereunder.

         5.       This  placeAAR  Agreement  shall  survive the  conveyance  of the  Assigned  Loans,  the assignment  of the  Recognition  Agreement  and the PWS  Agreement to the extent of the Assigned  Loans by
Assignor to Assignee and the termination of the Recognition Agreement and the PWS Agreement.

         6.       This placeAAR  Agreement may be executed  simultaneously  in any number of counterparts.
Each  counterpart  shall be deemed to be an original and all such  counterparts  shall  constitute one and the same instrument.

         7.       In the event that any  provision of this AAR Agreement  conflicts  with any provision of the  Recognition  Agreement and the PWS Agreement  with respect to the Assigned  Loans,  the terms of this
AAR Agreement shall control.

         8.       The  Company  hereby  acknowledges  that Wells  Fargo Bank,  National  Association  (the
“Master  Servicer”)  has been  appointed  as the master  servicer of the  Assigned  Loans  pursuant to the
Pooling and Servicing  Agreement and therefor has the right to enforce all obligations of the Company,  as they  relate  to the  Assigned  Loans,  under  the  Recognition  Agreement,  PWS  Agreement  and  this AAR
Agreement.  Such rights will include,  without  limitation,  the right to terminate the Servicer under the
PWS  Agreement  upon  the  occurrence  of an  event of  default  thereunder,  the  right  to  receive  all remittances  required to be made by the Company under the PWS Agreement,  the right to receive all monthly reports and other data  required to be  delivered  by the Company  under the PWS  Agreement,  the right to examine the books and records of the Company,  indemnification  rights,  and the right to exercise certain rights of consent  and  approval  relating to actions  taken by the  Company.  The Company  shall make all distributions  under the PWS Agreement,  as they relate to the Assigned  Loans,  to the Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name: SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-8, Account #50977100.

and the Company  shall  deliver all reports  required to be  delivered  under the PWS  Agreement,  as they relate to the  Assigned  Loans,  to the  Assignee at the address set forth in Section 9c herein and to the
Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045.
                  Attention: BSALTA 2006-8

                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this AAR Agreement on the date first above written.

EMC MORTGAGE CORPORATION,                                    CITIBANK, N.A., not in its individual capacity but
the Assignor                                                 solely as trustee for holders of Bear Stearns ACT-A
                                                             Trust, Mortgage Pass-Through Certificates, Series
                                                             2006-8, as Assignee
By: ________________________

                                                             By: ________________________
Its: ________________________
                                                             Its: ________________________

INDYMAC BANK, F.S.B.,
the Company

By: ________________________

Its: _______________________

Acknowledged

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: ________________________

Name: ______________________

Title: _______________________

                                               ATTACHMENT 1

                                              MORTGAGE LOANS

                                         (PROVIDED UPON REQUEST)

                                               ATTACHMENT 2

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                         (PROVIDED UPON REQUEST)

                                               ATTACHMENT 3

                                          RECOGNITION AGREEMENT

                                        (PROVIDED UPON REQUEST)

                                                                                              EXHIBIT I-14
                                          RECOGNITION AGREEMENT

         This is a  Recognition  Agreement  (this  “Recognition  Agreement”)  made as of December 1, 2006, between EMC Mortgage Corporation (the “EMC”) and IndyMac Bank, F.S.B. (the “Company”).

         WHEREAS,  the  mortgage  loans  identified  on  Attachment 1 hereto (the  “Mortgage  Loans”) were acquired by EMC through the exercise of an optional  redemption  right held by EMC in connection  with the
Bear Stearns ALT-A Trust 2003-4, Mortgage Pass-Through Certificates, Series 2003-4; and

         WHEREAS,  the  Company  agreed to service the  Mortgage  Loans in  accordance  with the terms and conditions of Master Purchase,  Warranties and Servicing  Agreement,  dated as of August 1, 2001,  between the Assignor and the Company (the “PWS Agreement”).

         In consideration of the mutual promises and agreements  contained herein,  and for other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged,  the parties hereto agree  that  the  Mortgage  Loans  shall  be  subject  to the  terms of this  Recognition  Agreement.  Any capitalized  term used and not otherwise  defined  herein shall have the meaning  assigned to such term in the PWS Agreement.

         Recognition of EMC

         From and after the date hereof,  the Company shall  recognize EMC as owner of the Mortgage  Loans and will  service the  Mortgage  Loans for EMC  pursuant to the terms of the PWS  Agreement  (as  modified herein) as if EMC and the Company had entered into a separate  servicing  agreement  for the  servicing of the  Mortgage  Loans in the  form of the PWS  Agreement  (as  modified  herein),  the  terms of which  are incorporated herein by reference.

         Assignment of Mortgage Loans and Recognition Agreement to Trustee

         The Company  hereby  acknowledges  that EMC will assign certain of the Mortgage Loans and the PWS
Agreement  to  Citibank,  N.A.,  as  trustee  for  the  holders  of Bear  Stearns  Alt-A  Trust,  Mortgage
Pass-Through  Certificates,  Series 2006-8 (the “Trustee”),  on December 28, 2006 pursuant to that certain
Assignment,  Assumption and  Recognition  Agreement,  dated as of December 28, 2006 (the “AAR  Agreement”)
among EMC, the Trustee and the Company.  Company  hereby  acknowledges  and consents to the  assignment by
EMC to the Trustee of all of EMC’s rights against Company  pursuant to this  Recognition  Agreement and to the  enforcement  or  exercise  of any  right or  remedy  against  Company  pursuant  to this  Recognition
Agreement by the Trustee,  to the extent such rights and remedies  pertain to such  Mortgage  Loans.  Such enforcement  of a right or remedy by the  Trustee  shall have the same force and effect as if the right or remedy had been  enforced or  exercised  by EMC  directly.  Notwithstanding  anything in this  Recognition
Agreement to the contrary,  Company  acknowledges  and agrees that its  obligation to service the Mortgage
Loans affected by this Recognition  Agreement is not conditional  upon EMC’s subsequent  assignment of the
Mortgage Loans to the Trustee.

         Representations, Warranties and Covenants

         1.       EMC warrants and represents to Company as of the date hereof:

                  a.       EMC is a  corporation  duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  formation  and has full  power and
                           authority  to  execute,   deliver  and  perform  its  obligations   under  this
                           Recognition  Agreement,  and to consummate the  transactions  set forth herein.
                           The  consummation  of  the   transactions   contemplated  by  this  Recognition
                           Agreement  is in the  ordinary  course of EMC’s  business and will not conflict with,  or result in a breach of, any of the terms,  conditions or provisions of
                           EMC’s charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to which EMC is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which EMC or its property is subject.  The execution,  delivery and performance by  EMC  of  this  Recognition  Agreement  and  the  consummation  by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary action on the part of EMC.  This  Recognition  Agreement has been duly executed and  delivered by EMC and, upon the due  authorization,  execution and delivery by Company,  will  constitute the valid and legally  binding  obligation of EMC enforceable  against EMC in accordance with its terms except as  enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar  laws  now  or  hereafter  in  effect  relating  to  creditors’  rights
                           generally,   and  by  general   principles  of  equity  regardless  of  whether
                           enforceability is considered in a proceeding in equity or at law; and

                  b.       No material  consent,  approval,  order or  authorization  of, or  declaration, filing  or  registration  with,  any  governmental  entity  is  required  to be obtained  or  made  by  EMC in  connection  with  the  execution,  delivery  or performance by EMC of this Recognition Agreement,  or the consummation by it of the transactions contemplated hereby.

         2.       Company warrants and represents to, and covenants with, EMC as of the date hereof:

                  a.       Attached  hereto  as  Attachment  2 is a true  and  accurate  copy  of the  PWS
                           Agreement;

                  b.       Company is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and
                           authority  to  service  the  Mortgage   Loans  and  otherwise  to  perform  its
                           obligations under the PWS Agreement and this Recognition Agreement;

                  c.       Company has full corporate power and authority to execute,  deliver and perform its  obligations  under  this  Recognition  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by  this  Recognition  Agreement  is in the  ordinary  course  of
                           Company’s  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company’s  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order,  judgment or decree to which Company or its property is  subject.  The  execution,  delivery  and  performance  by  Company  of this
                           Recognition   Agreement  and  the   consummation  by  it  of  the  transactions
                           contemplated  hereby,  have been duly  authorized  by all  necessary  corporate action  on the part of  Company.  This  Recognition  Agreement  has  been  duly executed and delivered by Company,  and, upon the due authorization,  execution and delivery by EMC, will constitute the valid and legally  binding  obligation of Company,  enforceable against Company in accordance with its terms except as enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors’ rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

                  d.       No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company  in  connection  with the  execution,  delivery  or  performance  by
                           Company  of  this  Recognition  Agreement,  or  the  consummation  by it of the transactions contemplated hereby.

         Modification of PWS Agreement

         The Company and the  Assignor  hereby  amend the PWS  Agreement  as follows  with  respect to the
Mortgage Loans assigned to the Assignee:

         The following definitions are added or amended to Article I of the PWS Agreement:

         Assignee:  Citibank,  N.A.,  as trustee  for the  holders of Bear  Stearns  ALT-A  Trust  2006-5,
Mortgage Pass-Through Certificates, Series 2006-8.

         Business  Day:  Any day other  than:  (i) a Saturday  or Sunday,  or (ii) a legal  holiday in the
States of New York,  California,  Maryland  or  Minnesota,  or (iii) a day on which banks in the States of
New York,  California,  Maryland or Minnesota are authorized or obligated by law or executive  order to be closed.

         Commission or SEC:  The Securities and Exchange Commission.

         Custodial Account:  Each separate account or accounts created and maintained  pursuant to Section
4.04 which shall be entitled  “IndyMac Bank,  F.S.B.,  in trust for the Trustee,  on behalf of the holders of Bear Stearns  ALT-A Trust  2006-8,  Mortgage  Pass-Through  Certificates,  Series  2006-8” and shall be established  in an Eligible  Account,  in the name of the Person that is the  “Purchaser”  with respect to the related Mortgage Loans.

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Securitization Transaction.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Master  Servicer:  Wells Fargo Bank,  National  Association,  or its  successors  in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

         Nonrecoverable  Advance:  Any portion of a Monthly Advance or Servicing  Advance  previously made or proposed to be made by the Company  pursuant to this  Agreement,  that,  in the good faith  judgment of the Company,  will not or, in the case of a proposed advance,  would not, be ultimately  recoverable by it from  the  related  Mortgagor  or the  related  Liquidation  Proceeds,  Insurance  Proceeds,  Condemnation
Proceeds or otherwise with respect to the related Mortgage Loan.

         Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Pooling and  Servicing  Agreement:  That certain  pooling and  servicing  agreement,  dated as of
December 1, 2006, among Structured  Asset Mortgage  Investments II Inc., the Trustee,  the Master Servicer
and the Owner.

         Prepayment  Charge:  With respect to any Mortgage Loan,  the charges or premiums,  if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

         Prepayment  Period:  As to any Remittance  Date,  (a) in the case of Full Principal  Prepayments, the  period  commencing  on the 2nd day of the month  prior to the month in which the  related  Remittance
Date occurs and ending on the 1st day of the month in which such  Remittance  Date occurs,  and (b) in the case of Partial Principal Prepayments, the preceding calendar month.

         REMIC  Provisions:  The  provisions  of the  federal  income tax law  relating  to REMICs,  which appear at Sections  860A through 8606 of the Code,  and related  provisions  and  regulations  promulgated thereunder, as the foregoing may be in effect from time to time.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification and  interpretation as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act
Release No. 33-8518,  70 Fed. Reg. 1,506,  1,531 (Jan. 7, 2005)) or by the staff of the Commission,  or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Securitization  Transaction:  Any  transaction  involving  either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated securities,  the payments on which are determined primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Servicing  Criteria:  As of any date of  determination,  the  “servicing  criteria”  set forth in
Item 1122(d) of Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached hereto as  Exhibit L for  convenience  of  reference  only.  In the event of a conflict  or  inconsistency between the terms of Exhibit L and the text of Item  1122(d) of  Regulation  AB, the text of Item  1122(d)
of  Regulation  AB shall  control  (or  those  Servicing  Criteria  otherwise  mutually  agreed  to by the
Purchaser,  the Company and any Person that will be  responsible  for signing any  Sarbanes  Certification with respect to a  Securitization  Transaction  in response to evolving  interpretations  of Regulation AB and incorporated into a revised Exhibit L).

         Servicing Fee Rate:  0.375% per annum.

         Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and
1105(c) of Regulation AB.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  “servicing”  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation AB.

         Trustee:  Citibank,  N.A., or its successor in interest,  or any successor  trustee  appointed as provided in the Pooling and Servicing Agreement.

         The Standard & Poor’s  rating of “A2” in the  definition of Eligible  Account is hereby  replaced with “AA”.

         The following is added as Section 2.09 of the Servicing Agreement:

                  “Section 2.09     Waiver of Prepayment Charges

                  The Company shall not waive (or permit a subservicer to waive) any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii)
         the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage
         Loan.  In no event will the Company waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.  If a
         Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge by depositing such amount into the Custodial Account by the immediately succeeding Remittance Date.”

         Section 3.01(k) of the PWS Agreement is deleted in its entirety and replaced with the following:

                  (k)      Company has delivered to the Purchaser financial statements of its parent or predecessor in interest, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto.  There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         The following is added as Section 3.01(m) of the PWS Agreement:

                  (m)      As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Purchaser, any Master Servicer and any Depositor: (1) no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company; (2) no material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company’s servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the Company’s financial condition that could have a material adverse impact on the performance by the Company of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Company that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item
         1119 of Regulation AB.

         The following is added as Section 3.01(n) of the PWS Agreement:

                  (n)      If so requested by the Purchaser or any Depositor on any date, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 3.01(m) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

         The following is added as Section 3.01(o) of the PWS Agreement:

                  (o)      Notwithstanding anything to the contrary in the Agreement, the Company shall
         (or shall cause each Subservicer to) (i) immediately notify the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company or any Subservicer (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Company or any Subservicer and any of the parties specified in clause (7) of paragraph (m) of this Section (and any other parties identified in writing by the requesting party) with respect to such Pass-Through
         Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution
         Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the
         Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any
         Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

         Each  notice/update  regarding  Regulation  AB  should  be  sent to the  Assignor  by  e-mail  to
regABnotifications@bear.com.  All  notification  pursuant  to  this  Section  3.01(o),  other  than  those pursuant to Section 3.01(o)(i)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 3.01(o)(i)(A) should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: General Counsel for Loan Administration
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         With copies to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         The following is added as Section 3.01(p) of the PWS Agreement :

                  (p)      As a condition to the succession to the Company or any  Subservicer as servicer or  subservicer  under this  Agreement  or any  Reconstitution  Agreement  by any Person (i) into which  the  Company  or such  Subservicer  may be merged or  consolidated,  or (ii)  which may be appointed  as a successor to the Company or any  Subservicer,  the Company  shall  provide to the
         Purchaser,  any  Master  Servicer  and any  Depositor,  at least 15  calendar  days  prior to the effective  date of such  succession or  appointment,  (x) written  notice to the  Purchaser,  any
         Master  Servicer and any Depositor of such  succession or  appointment  and (y) in writing and in form and  substance  reasonably  satisfactory  to the  Purchaser,  any Master  Servicer  and such
         Depositor,  all  information  reasonably  requested by the Purchaser,  any Master Servicer or any
         Depositor  in order to comply  with its  reporting  obligation  under  Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

         The following is added as Section 3.02(ddd) of the PWS Agreement:

                  (ddd)    With respect to each Mortgage Loan,  information  regarding the borrower credit files  related  to such  Mortgage  Loan  has been  furnished  to  credit  reporting  agencies  in compliance with the provisions of the Fair Credit  Reporting Act and the applicable  implementing regulations.

         The following is added after the first sentence in Section 4.01 of the PWS Agreement:

         In addition,  the Company shall furnish  information  regarding the borrower credit files related to such Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations.

         The following are added as the last three paragraphs of Section 4.01 of the PWS Agreement:

                  “Notwithstanding  anything in this  Agreement  to the  contrary,  the Servicer (a) shall not permit any  modification  with  respect to any  Mortgage  Loan that would change the Mortgage
         Interest  Rate and (b)  shall not  (unless  the  Mortgagor  is in  default  with  respect  to the
         Mortgage Loan or such default is, in the judgment of the Servicer,  reasonably  foreseeable) make or permit any  modification,  waiver or  amendment  of any term of any  Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such  Mortgage Loan under Section 1001 of the Code
         (or Treasury regulations  promulgated  thereunder) and (ii) cause any REMIC to fail to qualify as a  REMIC  under  the  Code  or  the  imposition  of  any  tax  on  “prohibited  transactions”  or
         “contributions” after the startup date under the REMIC Provisions.

                  Prior  to  taking  any  action  with  respect  to  the  Mortgage   Loans  which  is  not
         contemplated  under the terms of this  Agreement,  the Servicer will obtain an Opinion of Counsel acceptable  to the Trustee with respect to whether such action could result in the  imposition of a tax  upon any  REMIC  (including  but not  limited  to the tax on  prohibited  transactions  as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in
         Section  860G(d) of the Code) (either such event,  an “Adverse  REMIC  Event”),  and the Servicer shall not take any such  action or cause  the Trust  Fund to take any such  action as to which it has been advised that an Adverse REMIC Event could occur.

                  The  Servicer  shall not permit the creation of any  “interests”  (within the meaning of
         Section 8606 of the Code) in any REMIC.  The  Servicer  shall not enter into any  arrangement  by which a REMIC  will  receive  a fee or other  compensation  for  services  nor  permit a REMIC to receive  any  income  from  assets  other  than  “qualified  mortgages”  as  defined  in  Section
         860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

         The following is added as Subsection 4.05(ix) of the PWS Agreement:

                  (ix)     to reimburse itself for any Nonrecoverable Advances;

         Section 5.02 of the PWS  Agreement is hereby  deleted in its entirety and replaced  with the following:
         Section 5.02      Statements to the Purchaser.

                  The Company shall furnish to Purchaser an individual loan accounting  report,  as of the last  Business  Day of each  month,  in the  Company’s  assigned  loan  number  order to document
         Mortgage  Loan  payment  activity on an  individual  Mortgage  Loan basis.  With  respect to each month,  the  corresponding  individual loan accounting  report shall be received by the Purchaser no  later  than  the  tenth  Business  Day of the  following  month  on a disk or  tape or  other computer-readable  format in such format as may be mutually  agreed  upon by both  Purchaser  and
         Company, and shall contain the following:

                  (i)      with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount received on account of principal  (including a separate  breakdown of any  Principal  Prepayment, including the date of such  prepayment,  and any prepayment  penalties or premiums,  along with a detailed report of interest on principal  prepayment  amounts remitted in accordance with Section
         4.04);

                  (ii)     with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount received on account of interest;

                  (iii)    with  respect  to each  Mortgage  Loan,  the amount of  servicing  compensation received by the Company during the prior distribution period;

                  (iv)     the Stated  Principal  Balance of each Mortgage  Loan and the aggregate  Stated
         Principal  Balance of all Mortgage Loans as of the first day of the  distribution  period and the last day of the distribution period;

                  (v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

                  (vi)     with respect to each  Mortgage  Loan,  the  aggregate  amount of any  Insurance
         Proceeds,  Condemnation  Proceeds,  Liquidation  Proceeds and REO Disposition  Proceeds  received during the prior distribution period;

                  (vii)    with  respect to each  Mortgage  Loan,  the amount of any  Prepayment  Interest
         Shortfalls  paid  by  the  Company  in  accordance  with  Section  4.04(viii)  during  the  prior distribution period;

                  (viii)   the beginning and ending balances of the Custodial Account and Escrow Account;

                  (ix)     the number of  Mortgage  Loans as of the first day of the  distribution  period and the last day of the distribution period;

                  (x)      with  respect  to each  Mortgage  Loan,  the Stated  Principal  Balance of each
         Mortgage Loan (a) delinquent as grouped in the following  intervals  through final liquidation of such Mortgage  Loan: 30 to 59 days, 60 to 89 days, 90 days or more;  (b) as to which  foreclosure has commenced; and (c) as to which REO Property has been acquired;

                  (xi)     with  respect to each  Mortgage  Loan,  the amount and severity of any realized loss following liquidation of such Mortgage Loan;

                  (xii)    with  respect to each  Mortgage  Loan,  and in the  aggregate  for all Mortgage
         Loans,  the amount of any  Monthly  Advances  made by the Company  during the prior  distribution period;

                  (xiii)   with respect to each  Mortgage  Loan, a description  of any Servicing  Advances made by the Company with respect to such  Mortgage Loan  including the amount,  terms and general purpose of such  Servicing  Advances,  and the  aggregate  amount of  Servicing  Advances for all
         Mortgage Loans during the prior distribution period;

                  (xiv)    with  respect  to each  Mortgage  Loan,  a  description  of any  Nonrecoverable
         Advances made by the Company with respect to such Mortgage Loan  including the amount,  terms and general  purpose of such  Nonrecoverable  Advances,  and the aggregate  amount of  Nonrecoverable
         Advances for all Mortgage Loans during the prior distribution period;

                  (xv)     with respect to each  Mortgage  Loan, a  description  of any Monthly  Advances,
         Servicing  Advances and  Nonrecoverable  Advances  reimbursed to the Company with respect to such
         Mortgage Loan during the prior  distribution  period  pursuant to Section 4.05, and the source of funds for such  reimbursement,  and the  aggregate  amount  of any  Monthly  Advances,  Servicing
         Advances and  Nonrecoverable  Advances  reimbursed  to the Company for all Mortgage  Loans during the prior distribution period pursuant to Section 4.05;

                  (xvi)    with  respect  to  any   Mortgage   Loan,   a   description   of  any  material
         modifications,  extensions or waivers to the terms, fees,  penalties or payments of such Mortgage
         Loan during the prior distribution period or that have cumulatively become material over time;

                  (xvii)   a description of any material breach of a representation  or warranty set forth in  Section  3.01 or  Section  3.02  herein or of any other  breach of a  covenant  or  condition contained herein and the status of any resolution of such breach;

                  (xviii)  with  respect  to each  Mortgage  Loan,  the  Stated  Principal  Balance of any
         substitute  Mortgage  Loan  provided  by the  Company  and the  Stated  Principal  Balance of any
         Mortgage  Loan that has been replaced by a substitute  Mortgage  Loan in accordance  with Section
         3.03 herein;

                  (xix)    with  respect  to each  Mortgage  Loan,  the  Stated  Principal  Balance of any
         Mortgage Loan that has been repurchased by the Company in accordance with Section 3.03 herein.

         In  addition,  the  Company  shall  provide  to the  Purchaser  such other  information  known or available  to the Company  that is necessary  in order to provide the  distribution  and pool  performance information  as required  under Item 1121 of Regulation AB, as amended from time to time, as determined by the  Purchaser in its sole  discretion.  The Company shall also provide a monthly  report,  in the form of
Exhibit E hereto,  or such other form as is mutually  acceptable  to the Company,  the  Purchaser  and any
Master  Servicer,  Exhibit O with  respect to  defaulted  mortgage  loans and  Exhibit P, with  respect to realized losses and gains, with each such report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the  Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 6.04 of the PWS  Agreement  is deleted in its  entirety  and  replaced  with the following:

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

                  (a)      The Company will deliver to the  Purchaser and any Master  Servicer,  using its best efforts by March 1st but in no event later than March 15th of each calendar  year  beginning in 2007,  an Officers’  Certificate  acceptable  to the  Purchaser  and each Master  Servicer (an
         “Annual Statement of Compliance”)  stating,  as to each signatory  thereof,  that (i) a review of the  activities of the Company during the preceding  calendar year and of performance  under this
         Agreement  or  other  applicable   servicing   agreement  has  been  made  under  such  officers’
         supervision and (ii) to the best of such officers’  knowledge,  based on such review, the Company has  fulfilled  all of its  obligations  under  this  Agreement  or  other  applicable  servicing agreement  in all  material  respects  throughout  such year,  or, if there has been a failure to fulfill any such obligation in any material  respect,  specifying each such failure known to such officer  and the  nature  and  status  of cure  provisions  thereof.  Such  Annual  Statement  of
         Compliance  shall contain no  restrictions  or limitations  on its use.  Copies of such statement shall be  provided  by the  Company to the  Purchaser  upon  request  and by the  Purchaser  upon request to any Person  identified  as a  prospective  purchaser  of the  Mortgage  Loans.  In the event  that the  Company  has  delegated  any  servicing  responsibilities  with  respect  to the
         Mortgage Loans to a Subservicer,  the Company shall deliver an officer’s  certificate (an “Annual
         Certification”)  of the  Subservicer  as  described  above  as to each  Subservicer  as and  when required with respect to the Company.

                  (b)      With  respect  to any  Mortgage  Loans that are the  subject of a  Pass-Through
         Transfer,  using its best  efforts  by March 1st but in no event  later  than  March 15th of each calendar  year  beginning  in 2007,  an officer  of the  Company  shall  execute  and  deliver an
         Officers’ Certificate (an “Annual  Certification”) to the Purchaser,  any Master Servicer and any
         related  Depositor  addressed  to and for the  benefit  of each  such  entity  and such  entity’s affiliates  and the  officers,  directors  and  agents  of any  such  entity  and  such  entity’s affiliates,  in the form  attached  hereto  as  Exhibit  K. In the  event  that the  Company  has delegated any servicing  responsibilities  with respect to the Mortgage Loans to a Subservicer or
         Subcontractor,  the  Company  shall  deliver  an  Annual  Certification  of  the  Subservicer  or
         Subcontractor  as described above as to each  Subservicer or  Subcontractor  as and when required with respect to the Company.

         Failure  of the  Company  to timely  comply  with this  Section  6.04 shall be deemed an Event of
Default,  automatically,  without  notice and  without any cure  period,  unless  otherwise  agreed by the
Purchaser and the Person  signing the Form 10-K as set forth in Section  6.04(c),  and  Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of the  Company  under  this  Agreement  and in and to the  Mortgage  Loans and the  proceeds thereof  without  compensating  the Company for the same,  as provided in Section 9.01.  Such  termination shall be  considered  with cause  pursuant  to  Section  10.01 of this  Agreement.  This  paragraph  shall supersede any other provision in this Agreement or any other agreement to the contrary.

         Section 6.05 of the PWS  Agreement  is deleted in its  entirety  and  replaced  with the following:

         Section 6.05      [Reserved].

         Section 6.07 of the PWS  Agreement  is deleted in its  entirety  and  replaced  with the following:

         Section 6.07      Assessment of Compliance with Servicing Criteria.

         On and after  December 1, 2006,  the Company shall service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable  requirements of the Servicing Criteria.

         With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall deliver to the  Purchaser or its designee,  any Master  Servicer and any  Depositor,  using its best efforts by March 1st but in no event later than March 15th of each  calendar  year  beginning  in 2007,  a report (an “Assessment of Compliance”) reasonably  satisfactory to the Purchaser,  any Master Servicer and any Depositor  regarding the Company’s  assessment of compliance  with the Servicing  Criteria  during the preceding  calendar  year as  required  by Rules  13a-18 and 15d-18 of the  Exchange  Act and Item 1122 of
Regulation AB, or as otherwise  required by the Master  Servicer,  which as of the date hereof,  require a report by an authorized officer of the Company that contains the following:

                  (a)      A statement  by such officer of its  responsibility  for  assessing  compliance with the Servicing Criteria applicable to the Company;

                  (b)      A statement by such officer  that such officer used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Company;

                  (c)      An assessment by such officer of the Company’s  compliance  with the applicable
         Servicing  Criteria  for  the  period  consisting  of  the  preceding  calendar  year,  including disclosure of any material  instance of  noncompliance  with respect  thereto during such period, which  assessment  shall be based on the  activities  it performs  with  respect to  asset-backed securities  transactions  taken as a whole  involving  the  Company,  that are backed by the same asset type as the Mortgage Loans;

                  (d)      A statement that a registered  public accounting firm has issued an attestation report on the  Company’s  Assessment  of  Compliance  for the period  consisting of the preceding calendar year; and

                  (e)      A statement as to which of the Servicing  Criteria,  if any, are not applicable to the Company,  which  statement  shall be based on the  activities  it performs with respect to asset-backed  securities  transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans.

         Such  report  at  a  minimum  shall  address  each  of  the  Servicing  Criteria  specified  on a certification  substantially in the form of Exhibit N hereto delivered to the Purchaser  concurrently with the execution of this Agreement.

         With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer,  using its best efforts by March 1st but in no event later than March 15th of each calendar  year  beginning in 2007, the Company  shall  furnish to the  Purchaser or its  designee,  any Master  Servicer and any  Depositor a report (an “Attestation  Report”) by a registered  public accounting firm that attests to, and reports on, the Assessment of Compliance  made by the Company,  as required by Rules 13a-18 and 15d-18 of the Exchange
Act  and  Item  1122(b)  of  Regulation  AB,  or as  otherwise  required  by the  Master  Servicer,  which
Attestation  Report must be made in accordance  with standards for  attestation  reports issued or adopted by the Public Company Accounting Oversight Board.

         The Company  shall  cause each  Subservicer,  and each  Subcontractor  determined  by the Company pursuant to Section  11.19 to be  “participating  in the  servicing  function”  within the meaning of Item
1122 of Regulation  AB, to deliver to the Purchaser,  any Master  Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Section 6.07.

         Failure  of the  Company  to timely  comply  with this  Section  6.07 shall be deemed an Event of
Default,  automatically,  without notice and without any cure period,  unless  otherwise  agreed to by the
Purchaser and the Person  signing the Form 10-K as described  herein,  and  Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to damages, including  injunctive  relief and specific  performance,  terminate all the rights and  obligations of the
Company  under  this  Agreement  and in and to  the  Mortgage  Loans  and  the  proceeds  thereof  without compensating  the  Company  for the  same,  as  provided  in  Section  9.01.  Such  termination  shall  be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supersede any other provision in this Agreement or any other agreement to the contrary.

         The following is added as Section 6.08 of the PWS Agreement:

         Section 6.08      Intent of the Parties; Reasonableness.

         The Purchaser and the Company  acknowledge  and agree that a purpose of Sections  3.01(m),  5.02,
6.04,  6.07 and 11.18 of this  Agreement is to  facilitate  compliance  by the Purchaser and any Depositor with the  provisions of Regulation AB and related rules and  regulations  of the  Commission.  None of the
Purchaser,  any Master  Servicer or any Depositor  shall  exercise its right to request (if any request is required)  delivery of information or other  performance  under these provisions other than in good faith, or for  purposes  other than  compliance  with the  Securities  Act,  the  Exchange  Act and the rules and
regulations  of  the  Commission  thereunder.   The  Company  acknowledges  that  interpretations  of  the requirements of Regulation AB may change over time,  whether due to interpretive  guidance provided by the
Commission or its staff,  consensus among participants in the asset-backed  securities markets,  advice of counsel,  or otherwise,  and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of  information  under these  provisions  on the basis of evolving  interpretations  of
Regulation AB. In connection with any  Pass-Through  Transfer,  the Company shall cooperate fully with the
Purchaser to deliver to the Purchaser  (including  any of its assignees or designees)  and any  Depositor, any and all statements, reports,  certifications,  records and any other information necessary in the good faith  determination  of the  Purchaser  or any  Depositor to permit the  Purchaser  or such  Depositor to comply with the provisions of Regulation AB, together with such disclosures  relating to the Company,  any
Subservicer,  and the Mortgage Loans, or the servicing of the Mortgage Loans,  reasonably  believed by the
Purchaser or any Depositor to be necessary in order to effect such compliance.

         The first  sentence of Section 9.01 of the PWS  Agreement is deleted in its entirety and replaced with the following (new text underlined):

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied, the Purchaser,  by notice in writing to the Company (or, in the case of an Event of Default for failure to comply with Section  6.04 and Section  6.07,  then  automatically  and without  notice) may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of  the  Company  (and  if  the  Company  is  servicing  any  of  the  Mortgage  Loans  in a
Securitization  Transaction,  appoint a successor servicer  reasonably  acceptable to any Master Servicer for such  Securitization  Transaction)  under  this  Agreement  and in and to the  Mortgage  Loans and the proceeds thereof without compensating the Company for the same.

         The following is added after the last paragraph of Section 9.01 of the PWS Agreement:

         The Company shall promptly  reimburse the Purchaser (or any designee of the Purchaser,  such as a master servicer) and any Depositor,  as applicable,  for all reasonable expenses incurred by the Purchaser
(or such designee) or such  Depositor,  as such are incurred,  in connection  with the  termination of the
Company as servicer  and the transfer of servicing  of the  Mortgage  Loans to a successor  servicer.  The provisions  of this  paragraph  shall not limit  whatever  rights the  Purchaser or any Depositor may have under other  provisions of this  Agreement  and/or any applicable  Reconstitution  Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

         The first  sentence  of  Section  11.04 of the PWS  Agreement  is  deleted  in its  entirety  and replaced with the following:

         This  Agreement  shall be governed by and construed in  accordance  with the laws of the State of
New  York  without  giving  effect to  principles  of conflicts of laws and except to the extent preempted by Federal law.

         Section 11.18 of the PWS Agreement is deleted in its entirety and replaced with the following:

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  “Reconstitution  Date”)  at the
Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”)  of some or all of the
Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third  party  purchasers  in one or more in whole loan  transfers  (each,  a
“Whole Loan Transfer”); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  Pass-Through
Transfers.

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser’s  request,  a seller’s  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the  parties,  (collectively  the  agreements  referred  to herein  are  designated,  the  “Reconstitution
Agreements”).  It is  understood  that any such  Reconstitution  Agreements  will not  contain any greater obligations  on the part of Company than are  contained  in this  Agreement.  Notwithstanding  anything to the  contrary in this Section  11.18,  the Company  agrees that it is required to perform the  obligations described in Exhibit J hereto.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set forth in Section 3.01 and Section  3.02(bbb) of this  Agreement  as of the  settlement  or closing date in connection with such Reconstitution (each, a “Reconstitution Date”).

         In addition,  the Company shall  provide to such servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

         (i)      any and all  information  and  appropriate  verification  of  information  which  may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

         (ii)     such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

         (iii)    within 5 Business Days after request by the Purchaser,  the information  with respect to the Company (as  originator)  of the Mortgage  Loans as required  under Item 1110(a) and (b) of Regulation
AB, a summary of the  requirements  of which has of the date  hereof is  attached  hereto as Exhibit M for convenience  of reference  only, as determined  by Purchaser in its sole  discretion.  If requested by the
Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

         (iv)     within 5 Business  Days after  request  by the  Purchaser,  the  Company  shall  provide
Static Pool  Information  with respect to the mortgage loans (of a similar type as the Mortgage  Loans, as reasonably  identified by the  Purchaser as provided  below)  originated by the Company.  Such Static Pool
Information  shall be prepared by the Company on the basis of its  reasonable,  good faith  interpretation of the  requirements  of Item  1105(a)(1)-(3)  and (c) of  Regulation  AB.  To the  extent  that  there is reasonably  available to the Company Static Pool  Information  with respect to more than one mortgage loan type,  the  Purchaser  or any  Depositor  shall  be  entitled  to  specify  whether  some  or all of  such information  shall be provided  pursuant to this  paragraph.  The content of such Static Pool  Information may be in the form  customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage  origination year or prior securitized pool, as  applicable,  shall be presented in increments no less  frequently  than quarterly over the life of the mortgage  loans  included in the  vintage  origination  year or prior  securitized  pool.  The most recent periodic  increment  must be as of a date no later  than 135 days prior to the date of the  prospectus  or other  offering  document  in which the Static Pool  Information  is to be  included  or  incorporated  by reference.  The Static  Pool  Information  shall be  provided  in an  electronic  format  that  provides a permanent  record of the  information  provided,  such as a portable  document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

         (v)      within 5 Business Days after request by the Purchaser,  information  with respect to the
Company  (as  servicer)  as  required  by  Item  1108(b)  and  (c) of  Regulation  AB,  a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit M for convenience of reference only,  as  determined  by Purchaser in its sole  discretion.  In the event that the Company has  delegated any servicing  responsibilities  with respect to the Mortgage  Loans to a  Subservicer,  the Company shall provide the information required pursuant to this clause with respect to the Subservicer;

         (vi)     within 5 Business Days after request by the Purchaser,

         (a) information  regarding any legal  proceedings  pending (or known to be contemplated)  against the Company (as  originator  and as servicer)  and each other  originator  of the Mortgage  Loans and each
Subservicer  as required by Item 1117 of Regulation AB, a summary of the  requirements  of which as of the date  hereof is  attached  hereto as  Exhibit M for  convenience  of  reference  only,  as  determined  by
Purchaser in its sole discretion,

         (b)  information  regarding  affiliations  with  respect to the  Company  (as  originator  and as servicer)  and each other  originator  of the  Mortgage  Loans and each  Subservicer  as  required by Item
1119(a)  of  Regulation  AB, a summary  of the  requirements  of which as of the date  hereof is  attached hereto  as  Exhibit  M for  convenience  of  reference  only,  as  determined  by  Purchaser  in its  sole discretion, and

         (c)  information   regarding   relationships  and  transactions  with  respect  the  Company  (as originator  and as servicer) and each other  originator of the Mortgage  Loans and each  Subservicer  with each of the parties  specified  in an exhibit to the related  Recognition  Agreement,  as required by Item
1119(b)  and (c) of  Regulation  AB, a  summary  of the  requirements  of which as of the date  hereof  is attached  hereto as Exhibit M for  convenience  of reference  only, as determined by Purchaser in its sole discretion;

         (vii)    if so requested  by the  Purchaser,  the Company  shall  provide,  at the expense of the requesting party (to the extent of any additional  incremental  expense  associated with delivery pursuant to this Agreement),  such statements and agreed-upon  procedures  letters of certified public  accountants
reasonably  acceptable  to  the  Purchaser  or  Depositor,  as  applicable,   pertaining  to  Static  Pool
Information  relating to prior securitized pools for  securitizations  closed on or after July 1, 2006 or, in the case of Static Pool  Information  with  respect to the  Company’s  originations  or  purchases,  to calendar  months  commencing  July  1,  2006,  or to any  financial  information  included  in  any  other disclosure  provided  under this Section  11.18,  as the  Purchaser  or such  Depositor  shall  reasonably request.  Such  statements and letters shall be addressed to and be for the benefit of such parties as the
Purchaser or such  Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any
Depositor and any broker dealer acting as underwriter,  placement agent or initial  purchaser with respect to a  Pass-Through  Transfer.  Any such  statement  or letter may take the form of a  standard,  generally applicable  document  accompanied by a reliance letter authorizing  reliance by the addressees  designated by the Purchaser or such Depositor;

         (viii) For the  purpose of  satisfying  the  reporting  obligation  under the  Exchange  Act with respect to any class of asset-backed  securities,  the Company shall (or shall cause each  Subservicer to)
(i) provide  prompt notice to the Purchaser,  any Master  Servicer and any Depositor in writing of (A) any material  litigation  or  governmental  proceedings  involving  the  Company or any  Subservicer,  (B) any affiliations or  relationships  that develop  following the closing date of a  Securitization  Transaction between the Company or any  Subservicer  and any of the parties  specified in clause (D) of paragraph  (a)
of this Section (and any other  parties  identified  in writing by the  requesting  party) with respect to such  Securitization  Transaction,  (C) any Event of  Default  under the  terms of this  Agreement  or any
Reconstitution  Agreement,  (D) any merger,  consolidation or sale of  substantially  all of the assets of the Company,  and (E) the Company’s  entry into an agreement  with a  Subservicer  to perform or assist in the performance of any of the Company’s  obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the Purchaser and any Depositor a description  of such  proceedings,  affiliations  or relationships;

         (ix)  As a  condition  to the  succession  to the  Company  or any  Subservicer  as  servicer  or subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser,  any Master Servicer,  and any Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,
(x) written  notice to the  Purchaser  and any  Depositor of such  succession  or  appointment  and (y) in writing and in form and  substance  reasonably  satisfactory  to the  Purchaser  and such  Depositor,  all information  reasonably  requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (x) In  addition to such  information  as the  Company,  as  servicer,  is  obligated  to provide pursuant to other  provisions  of this  Agreement,  not later than ten days prior to the  deadline for the filing  of any  distribution  report  on Form  10-D in  respect  of any  Securitization  Transaction  that includes  any of the  Mortgage  Loans  serviced  by the  Company or any  Subservicer,  the Company or such
Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party  responsible for filing such report  (including,  if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all information,  data, and materials  related thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the provisions of Regulation AB referenced below):

                           (A)      any  material  modifications,  extensions  or  waivers  of pool  asset terms,  fees,  penalties  or payments  during the  distribution  period or that have  cumulatively  become material over time (Item 1121(a)(11) of Regulation AB); and

                           (B)      material  breaches  of pool asset  representations  or  warranties  or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      any changes (such as  substitutions or repurchases) in the composition of the pool assets that are  Mortgage  Loans (other than in  connection  with a Mortgage  Loan  converting into cash in  accordance  with its terms) and,  for any Mortgage  Loans that become new pool  assets,  any material  changes in the  solicitation,  credit-granting,  underwriting,  origination  procedures  used to originate, acquire or select the new pool assets (Item 1121(a)(14) of Regulation AB); and

         (xi) The  Company  shall  provide  to the  Purchaser,  any  Master  Servicer  and any  Depositor,
evidence of the  authorization  of the person  signing any  certification  or  statement,  copies or other evidence of Fidelity Bond Insurance and Errors and Omission  Insurance policy,  financial  information and reports,  and such other  information  related to the  Company or any  Subservicer  or the Company or such
Subservicer’s performance hereunder.

         In the event of a conflict  or  inconsistency  between the terms of Exhibit M and the text of the applicable  Item of Regulation  AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

         The Company shall  indemnify the  Purchaser,  each  affiliate of the  Purchaser,  and each of the following parties participating in a Pass-Through  Transfer:  each sponsor and issuing entity; each Person
(including,  but not limited to, any Master  Servicer,  if applicable)  responsible  for the  preparation, execution  or  filing  of any  report  required  to be filed  with the  Commission  with  respect  to such
Pass-Through  Transfer,  or for execution of a certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d)
under  the  Exchange  Act with  respect  to such  Pass-Through  Transfer;  each  broker  dealer  acting as underwriter,  placement  agent or initial  purchaser,  each Person who controls any of such parties or the
Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);
and the respective  present and former directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the Depositor  (each, an “Indemnified  Party”),  and shall hold each of them harmless from and against any claims, losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain  arising out of or based upon:

         (i) (A)  any untrue  statement  of a material  fact  contained  or alleged to be contained in any information,  report,  certification,  data, accountants’ letter or other material provided under Sections
6.04,  6.07 or 11.18 of the  Purchase  Agreement  by or on  behalf  of the  Assignor,  or  provided  under
Sections 6.04, 6.07 or 11.18 of the Purchase  Agreement by or on behalf of any Subservicer,  Subcontractor or  Third-Party  Originator  (collectively,  the  “Company  Information”),  or (B) the omission or alleged omission  to state in the  Company  Information  a  material  fact  required  to be stated in the  Company
Information  or  necessary  in order to make the  statements  therein,  in the light of the  circumstances under which they were made, not misleading;  provided,  by way of  clarification,  that clause (B) of this paragraph  shall be  construed  solely  by  reference  to the  Company  Information  and not to any  other information  communicated in connection  with a sale or purchase of securities,  without regard to whether the Company  Information or any portion  thereof is presented  together with or separately from such other information;

         (ii) any breach by the Company of its obligations  under Sections 6.04, 6.07 or 11.18,  including
particularly  any  failure  by  the  Company,   any  Subservicer  or  any  Subcontractor  to  deliver  any information,  report,  certification,  accountants’  letter or other  material when and as required  under
Sections 6.04, 6.07 or 11.18,  including any failure by the Company to identify  pursuant to Section 11.19 any  Subcontractor  “participating  in the  servicing  function”  within  the  meaning  of  Item  1122  of
Regulation AB;

         (iii) any breach by the Company of a  representation  or warranty set forth in Section 3.01 or in a writing  furnished  pursuant to Section  3.01(n) and made as of a date prior to the closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01(n)
to the extent made as of a date subsequent to such closing date; or

         (iv) the  negligence,  bad faith or willful  misconduct  of the  Company in  connection  with its performance under Sections 6.04, 6.07 or 11.18.

                  If the  indemnification  provided  for herein is  unavailable  or  insufficient  to hold harmless an  Indemnified  Party,  then the Company  agrees that it shall  contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses,  damages or liabilities  incurred by such  Indemnified  Party in such  proportion  as is  appropriate  to reflect  the  relative  fault of such
Indemnified Party on the one hand and the Company on the other.

                  In the case of any failure of performance  described  above,  the Company shall promptly reimburse the Purchaser,  any Depositor,  as applicable,  and each Person responsible for the preparation, execution  or  filing  of any  report  required  to be filed  with the  Commission  with  respect  to such
Securitization  Transaction,  or for  execution  of a  certification  pursuant to Rule  13a-14(d)  or Rule
15d-14(d)  under  the  Exchange  Act  with  respect  to such  Securitization  Transaction,  for all  costs reasonably  incurred  by each  such  party in order to  obtain  the  information,  report,  certification, accountants’  letter or other  material not delivered as required by the Company,  any  Subservicer or any
Subcontractor.

                  This   indemnification   shall  survive  the   termination  of  this  Agreement  or  the
termination of any party to this Agreement.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         The following is added as Section 11.19 of the PWS Agreement:

         Section 11.19. Use of Subservicers and Subcontractors.

         (a)      The Company  shall not hire or  otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Company as servicer  under this  Agreement  or any  Reconstitution
Agreement  unless the Company  complies with the provisions of paragraph (b) of this Section.  The Company shall  not hire or  otherwise  utilize  the  services  of any  Subcontractor,  and shall  not  permit  any
Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to fulfill  any of the obligations  of the Company as servicer under this Agreement or any  Reconstitution  Agreement  unless the
Company complies with the provisions of paragraph (d) of this Section.

         (b)      The Company  shall  cause any  Subservicer  used by the Company (or by any  Subservicer)
for the benefit of the  Purchaser  and any  Depositor  to comply with the  provisions  of this Section and with  Sections  3.01(m),  3.01(p),  6.04,  6.07 and 11.18 of this  Agreement to the same extent as if such
Subservicer  were the Company,  and to provide the information  required with respect to such  Subservicer under  Section  3.01(o) of this  Agreement.  The Company  shall be  responsible  for  obtaining  from each
Subservicer and delivering to the Purchaser,  any Master  Servicer and any Depositor any Annual  Statement
of Compliance  required to be delivered by such  Subservicer  under  Section  6.04(a),  any  Assessment of
Compliance and  Attestation  Report  required to be delivered by such  Subservicer  under Section 6.07 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

         (c)      The Company shall promptly upon request  provide to the Purchaser,  any Master  Servicer and any Depositor (or any designee of the Depositor,  such as an administrator) a written  description (in form and substance  satisfactory  to the Purchaser,  any Master  Servicer and such  Depositor) of the role and  function  of each  Subcontractor  utilized  by the  Company or any  Subservicer,  specifying  (i) the identity of each such  Subcontractor,  (ii) which (if any) of such  Subcontractors  are  “participating in the  servicing  function”  within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in  assessments  of  compliance  provided by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the provisions of Sections 6.07 and 11.18 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each
Subcontractor and delivering to the Purchaser and any Depositor any Assessment of Compliance and
Attestation Report and the other certificates required to be delivered by such Subservicer and such
Subcontractor under Section 6.07, in each case as and when required to be delivered.

         The following is added as Section 11.20 of the PWS Agreement:

         Section 11.20. Third Party Beneficiary.

         For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

         Exhibit E of the PWS Agreement is deleted in its entirety and replaced with the following:

                                                     EXHIBIT E

                                         REPORTING DATA FOR MONTHLY REPORT

Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment          Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer’s fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer’s fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower’s actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower’s actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower’s next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan “paid in full” amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase, 70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

         The following is added as Exhibit J of the PWS Agreement:

                                                 EXHIBIT J

                                        COMPANY’S OBLIGATIONS IN CONNECTION
                                          WITH A RECONSTITUTION

     o   The  Company  shall (i)  possess  the  ability  to service to a  securitization  documents;  (ii)
         service on a  “Scheduled/Scheduled”  reporting basis (advancing through the liquidation of an REO
         Property),  (iii) make compensating  interest payments on payoffs and curtailments and (iv) remit and  report to a master  servicer  in  format  acceptable  to such  master  servicer  by the 10th calendar day of each month.

     o   The Company shall provide an  acceptable  annual  certification  (officer’s  certificate)  to the master  servicer  (as  required by the  Sarbanes-Oxley  Act of 2002) as well as any other  annual certifications  required under the  securitization  documents  (i.e.  the annual  statement as to compliance/annual  independent  certified public  accountants’  servicing report due by March 1st of each year).

     o   The Company shall allow for the  Purchaser,  the master  servicer or their  designee to perform a review of audited financials and net worth of the Company.

     o   The Company  shall  provide  information  on each  Custodial  Account as  requested by the master servicer or the Purchaser,  and each Custodial  Accounts shall comply with the  requirements  for such accounts as set forth in the securitization documents.

     o   The Company  shall  maintain its  servicing  system in accordance  with the  requirements  of the
         Agreement.

     The following is added as Exhibit K of the PWS Agreement:

                                                     EXHIBIT K

                                           FORM OF COMPANY CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

         I,   ____________________________,   the   _______________________  of  [NAME  OF  COMPANY]  (the
“Company”),   certify  to  [the  Purchaser],  [the  Depositor],  and  the  [Master  Servicer]  [Securities
Administrator]  [Trustee],  and their  officers,  with the  knowledge  and intent that they will rely upon this certification, that:

                  I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  “Compliance  Statement”),  the  report  on assessment of the Company’s  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  “Servicing  Criteria”),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  “Exchange  Act”)  and Item  1122 of
         Regulation AB (the “Servicing  Assessment”),  the registered public accounting firm’s attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  “Attestation  Report”),  and all  servicing  reports,  officer’s certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the  “Company
         Servicing Information”);

                  Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the  period of time  covered  by the  Company  Servicing
         Information;

                  Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

                  I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

     The Compliance  Statement  required to be delivered by the Company  pursuant to this  Agreement,  and the Servicing  Assessment and  Attestation  Report  required to be provided by the Company and by any
     Subservicer  and  Subcontractor  pursuant to the  Agreement,  have been  provided to the  [Depositor]
     [Master  Servicer].  Any  material  instances  of  noncompliance  described in such reports have been disclosed to the [Depositor]  [Master  Servicer].  Any material  instance of  noncompliance  with the
     Servicing Criteria has been disclosed in such reports.

                  The following is added as Exhibit L of the PWS Agreement:

                                                EXHIBIT L

                                         SUMMARY OF REGULATION AB
                                            SERVICING CRITERIA

NOTE: This Exhibit L is provided for convenience of reference only.  In the event of a conflict or inconsistency between the terms of this Exhibit L and the text of Regulation AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

         (a)      General servicing considerations.

                  (1)      Policies and  procedures  are  instituted to monitor any  performance  or other triggers and events of default in accordance with the transaction agreements.

                  (2)      If any material servicing activities are outsourced to third parties,  policies and  procedures  are  instituted  to  monitor  the third  party’s  performance  and  compliance  with such servicing activities.

                  (3)      Any  requirements in the transaction  agreements to maintain a back-up servicer for the mortgage loans are maintained.

                  (4)      A  fidelity  bond and  errors  and  omissions  policy is in effect on the party participating  in the  servicing  function  throughout  the  reporting  period in the  amount of  coverage required by and otherwise in accordance with the terms of the transaction agreements.

         (b)      Cash collection and administration.

                  (1)      Payments on mortgage  loans are deposited into the  appropriate  custodial bank accounts and related bank clearing  accounts no more than two business  days  following  receipt,  or such other number of days specified in the transaction agreements.

                  (2)      Disbursements  made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

                  (3)      Advances  of  funds  or  guarantees  regarding   collections,   cash  flows  or
distributions,  and any interest or other fees charged for such advances,  are made, reviewed and approved as specified in the transaction agreements.

                  (4)      The related  accounts for the  transaction,  such as cash  reserve  accounts or accounts  established as a form of  overcollateralization,  are separately  maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

                  (5)      Each  custodial  account  is  maintained  at  a  federally  insured  depository institution  as set forth in the  transaction  agreements.  For  purposes  of this  criterion,  “federally insured  depository  institution”  with  respect  to a  foreign  financial  institution  means  a  foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

                  (6)      Unissued checks are safeguarded so as to prevent unauthorized access.

                  (7)      Reconciliations   are  prepared  on  a  monthly  basis  for  all   asset-backed
securities  related bank  accounts,  including  custodial  accounts and related  bank  clearing  accounts.
These  reconciliations  are (A)  mathematically  accurate;  (B) prepared within 30 calendar days after the bank statement  cutoff date, or such other number of days  specified in the  transaction  agreements;  (C)
reviewed and approved by someone  other than the person who prepared the  reconciliation;  and (D) contain explanations  for  reconciling  items.  These  reconciling  items are resolved  within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

         (c)      Investor remittances and reporting.

                  (1)      Reports to  investors,  including  those to be filed with the  Commission,  are maintained  in  accordance  with  the  transaction  agreements  and  applicable  Commission  requirements.
Specifically,  such reports (A) are prepared in accordance  with  timeframes  and other terms set forth in the transaction  agreements;  (B) provide information calculated in accordance with the terms specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;
and (D) agree with  investors’  or the  trustee’s  records as to the total  unpaid  principal  balance and number of mortgage loans serviced by the Servicer.

                  (2)      Amounts  due to  investors  are  allocated  and  remitted  in  accordance  with timeframes, distribution priority and other terms set forth in the transaction agreements.

                  (3)      Disbursements  made to an investor are posted  within two business  days to the
Servicer’s investor records, or such other number of days specified in the transaction agreements.

                  (4)      Amounts  remitted to investors per the investor  reports  agree with  cancelled checks, or other form of payment, or custodial bank statements.

         (d)      Mortgage Loan administration.

                  (1)      Collateral  or  security  on mortgage  loans is  maintained  as required by the transaction agreements or related mortgage loan documents.

                  (2)      Mortgage  loan  and  related  documents  are  safeguarded  as  required  by the transaction agreements.

                  (3)      Any additions,  removals or substitutions to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

                  (4)      Payments on mortgage loans,  including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s  obligor records  maintained no more than two business days after receipt,  or such other number of days specified in the  transaction  agreements,  and allocated to principal,  interest or other items (e.g.,  escrow) in accordance  with the related  mortgage loan documents.

                  (5)      The Servicer’s  records  regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

                  (6)      Changes  with  respect to the terms or status of an  obligor’s  mortgage  loans
(e.g.,  loan  modifications  or  re-agings)  are made,  reviewed and approved by  authorized  personnel in accordance with the transaction agreements and related mortgage loan documents.

                  (7)      Loss mitigation or recovery  actions (e.g.,  forbearance  plans,  modifications and  deeds  in  lieu of  foreclosure,  foreclosures  and  repossessions,  as  applicable)  are  initiated, conducted  and concluded in  accordance  with the  timeframes  or other  requirements  established  by the transaction agreements.

                  (8)      Records  documenting  collection  efforts  are  maintained  during the period a mortgage loan is delinquent in accordance  with the  transaction  agreements.  Such records are maintained on at least a monthly basis, or such other period  specified in the transaction  agreements,  and describe the entity’s  activities in monitoring  delinquent  mortgage loans  including,  for example,  phone calls, letters and payment  rescheduling  plans in cases where delinquency is deemed temporary (e.g.,  illness or unemployment).

                  (9)      Adjustments  to  interest  rates or rates of return  for  mortgage  loans  with variable rates are computed based on the related mortgage loan documents.

                  (10)     Regarding  any funds  held in trust for an obligor  (such as escrow  accounts):
(A) such funds are analyzed,  in accordance  with the obligor’s  mortgage loan  documents,  on at least an annual basis,  or such other period  specified in the transaction  agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance with  applicable  mortgage loan documents and state laws;
and (C) such funds are returned to the obligor  within 30 calendar  days of full  repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

                  (11)     Payments made on behalf of an obligor  (such as tax or insurance  payments) are made on or before the related  penalty or  expiration  dates,  as  indicated on the  appropriate  bills or notices  for such  payments,  provided  that such  support has been  received by the  Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

                  (12)     Any late payment  penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s  funds and not charged to the obligor,  unless the late payment was due to the obligor’s error or omission.

                  (13)     Disbursements  made on behalf of an obligor are posted within two business days to the  obligor’s  records  maintained  by the  Servicer,  or such other  number of days  specified in the transaction agreements.

                  (14)     Delinquencies,  charge-offs  and  uncollectible  accounts  are  recognized  and recorded in accordance with the transaction agreements.

                  (15)     Any  external  enhancement  or other  support,  identified  in Item  1114(a)(1)
through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

         The following is added as Exhibit M of the PWS Agreement:

                                                EXHIBIT M

                             SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit M is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit M and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

         -Provide  static  pool  information  with  respect  to  mortgage  loans that were  originated  or purchased by the Company and which are of the same type as the Mortgage Loans.

         -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

         -If the  Company  has less than 3 years  experience  securitizing  assets of the same type as the
Mortgage  Loans,  provide  the static  pool  information  by vintage  origination  years  regarding  loans originated or purchased by the Company,  instead of by prior securitized pool. A vintage  origination year represents mortgage loans originated during the same year.

         -Such static pool  information  shall be for the prior five years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

         -The static pool  information for each vintage  origination  year or prior  securitized  pool, as applicable,  shall be presented in monthly  increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

         -Provide summary  information for the original  characteristics of the prior securitized pools or vintage  origination years, as applicable and material,  including:  number of pool assets,  original pool balance,  weighted  average initial loan balance,  weighted  average  mortgage rate,  weighted average and minimum and maximum  FICO,  product  type,  loan  purpose,  weighted  average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

         Provide the following  information  with respect to each  servicer  that will service,  including interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the
Pass-Through Transfer:

         -a description of the Company’s form of organization;

         -a description of how long the Company has been servicing  residential  mortgage loans; a general discussion  of the  Company’s  experience  in  servicing  assets  of any  type as well as a more  detailed discussion of the  Company’s  experience  in, and  procedures  for the servicing  function it will perform under this Agreement and any Reconstitution  Agreements;  information regarding the size,  composition and growth of the  Company’s  portfolio  of  mortgage  loans of the type  similar  to the  Mortgage  Loans and information  on factors  related to the Company that may be material to any  analysis of the  servicing of the Mortgage Loans or the related asset-backed  securities,  as applicable,  including whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the Company,  whether any material  noncompliance with applicable  servicing criteria as to any other  securitization has been disclosed or reported by the Company,  and the extent of outsourcing the Company uses;

         -a description of any material  changes to the Company’s  policies or procedures in the servicing function it will perform under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding the Company’s  financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing  resulting  from such financial  condition  could have a material impact on the performance of the securities  issued in the  Pass-Through  Transfer,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage
Loans, and the Company’s processes and procedures designed to address such factors;

         -statistical  information  regarding  principal and interest  advances made by the Company on the
Mortgage Loans and the Company’s overall servicing portfolio for the past three years; and

         -the Company’s process for handling delinquencies,  losses,  bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

         -Identify any originator or group of affiliated  originators that  originated,  or is expected to originate,  10% or more of the  mortgage  loans in any  loan  group in the  securitization  issued  in the
Pass-Through Transfer.

Item 1110(b)

         Provide  the  following  information  with  respect  to any  originator  or group  of  affiliated originators  that originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -the Company’s form of organization; and

         -a  description  of the Company’s  origination  program and how long the Company has been engaged in originating  residential  mortgage loans,  which description must include a discussion of the Company’s experience  in  originating  mortgage  loans  of the  same  type as the  Mortgage  Loans  and  information regarding the size and  composition of the Company’s  origination  portfolio as well as  information  that may be  material  to an  analysis  of the  performance  of  the  Mortgage  Loans,  such  as the  Company’s credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

         -describe  any legal  proceedings  pending  against the  Company or against any of its  property, including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

         -describe any  affiliations of the Company,  each other originator of the Mortgage Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer, any  significant  obligor,  enhancement or support  provider or any other material  parties related to the
Pass-Through Transfer.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding entered  into  outside of the  ordinary  course of business  or on terms  other than those  obtained in an arm’s length transaction with an unrelated third party, apart from the Pass-Through Transfer,  between the
Company,  each  other  originator  of the  Mortgage  Loans  and  each  Subservicer,  or  their  respective affiliates,  and the sponsor,  depositor or issuing  entity or their  respective  affiliates,  that exists currently  or has  existed  during the past two years,  that may be material  to the  understanding  of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding involving  or  relating  to the  Mortgage  Loans  or the  Pass-Through  Transfer,  including  the material  terms  and  approximate  dollar  amount  involved,  between  the  Company,  each  other originator of the Mortgage Loans and each  Subservicer,  or their  respective  affiliates and the sponsor,  depositor or issuing entity or their  respective  affiliates,  that exists currently or has existed during the past two years.

         The following is added as Exhibit N of the PWS Agreement:

                                                EXHIBIT N

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Company shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

--------------------------------------------------------------------------------------------- -----------------------
                                                                                               Applicable Servicing
                                     Servicing Criteria                                              Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer’s investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             X
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer’s records regarding the mortgage loans agree with the              X
                        Servicer’s records with respect to an obligor’s unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor’s                     X
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
----------------------- --------------------------------------------------------------------- -----------------------

         The following is added as Exhibit O of the PWS Agreement:

                                                EXHIBIT O

                                    REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

                         Column/Header Name                       Description                                     Format Comment                    Decimal
                        SERVICER_LOAN_NBR          A unique number assigned to a loan
                                                    by the Servicer.  This may be
                                                    different than the LOAN_NBR
                        LOAN_NBR                   A unique identifier assigned to
                                                    each loan by the originator.
                        CLIENT_NBR                 Servicer Client Number
                        SERV_INVESTOR_NBR          Contains a unique number as
                                                    assigned by an external servicer
                                                    to identify a group of loans in
                                                    their system.
                        BORROWER_FIRST_NAME        First Name of the Borrower.
                        BORROWER_LAST_NAME         Last name of the borrower.
                        PROP_ADDRESS               Street Name and Number of Property
                        PROP_STATE                 The state where the  property
                                                    located.
                        PROP_ZIP                   Zip code where the property is
                                                    located.
                        BORR_NEXT_PAY_DUE_DATE     The date that the borrower’s next                          MM/DD/YYYY
                                                    payment is due to the servicer at
                                                    the end of processing cycle, as
                                                    reported by Servicer.
                        LOAN_TYPE                  Loan Type (i.e. FHA, VA, Conv)
                        BANKRUPTCY_FILED_DATE      The date a particular bankruptcy                           MM/DD/YYYY
                                                    claim was filed.
                        BANKRUPTCY_CHAPTER_CODE    The chapter under which the
                                                    bankruptcy was filed.
                        BANKRUPTCY_CASE_NBR        The case number assigned by the
                                                    court to the bankruptcy filing.
                        POST_PETITION_DUE_DATE     The payment due date once the                              MM/DD/YYYY
                                                    bankruptcy has been approved by
                                                    the courts
                                                   The Date The Loan Is Removed From                          MM/DD/YYYY
                              BANKRUPTCY_DCHRG_DISM_Bankruptcy. Either by Dismissal,
                                                    Discharged and/or a Motion For
                                                    Relief Was Granted.
                        LOSS_MIT_APPR_DATE         The Date The Loss Mitigation Was                           MM/DD/YYYY
                                                    Approved By The Servicer
                        LOSS_MIT_TYPE              The Type Of Loss Mitigation
                                                    Approved For A Loan Such As;
                        LOSS_MIT_EST_COMP_DATE     The Date The Loss Mitigation /Plan                         MM/DD/YYYY
                                                    Is Scheduled To End/Close
                        LOSS_MIT_ACT_COMP_DATE     The Date The Loss Mitigation Is                            MM/DD/YYYY
                                                    Actually Completed
                        FRCLSR_APPROVED_DATE       The date DA Admin sends a letter                           MM/DD/YYYY
                                                    to the servicer with instructions
                                                    to begin foreclosure proceedings.
                        ATTORNEY_REFERRAL_DATE     Date File Was Referred To Attorney                         MM/DD/YYYY
                                                    to Pursue Foreclosure
                        FIRST_LEGAL_DATE           Notice of 1st legal filed by an                            MM/DD/YYYY
                                                    Attorney in a Foreclosure Action
                                                   The date by which a foreclosure                            MM/DD/YYYY
                              FRCLSR_SALE_EXPECTED_Dsale is expected to occur.
                        FRCLSR_SALE_DATE           The actual date of the foreclosure                         MM/DD/YYYY
                                                    sale.
                        FRCLSR_SALE_AMT            The amount a property sold for at              2           No commas(,) or
                                                    the foreclosure sale.                                       dollar signs ($)
                        EVICTION_START_DATE        The date the servicer initiates                            MM/DD/YYYY
                                                    eviction of the borrower.
                        EVICTION_COMPLETED_DATE    The date the court revokes legal                           MM/DD/YYYY
                                                    possession of the property from
                                                    the borrower.
                        LIST_PRICE                 The price at which an REO property             2           No commas(,) or
                                                    is marketed.                                                dollar signs ($)
                        LIST_DATE                  The date an REO property is listed                         MM/DD/YYYY
                                                    at a particular price.
                        OFFER_AMT                  The dollar value of an offer for               2           No commas(,) or
                                                    an REO property.                                            dollar signs ($)
                        OFFER_DATE_TIME            The date an offer is received by                           MM/DD/YYYY
                                                    DA Admin or by the Servicer.
                        REO_CLOSING_DATE           The date the REO sale of the                               MM/DD/YYYY
                                                    property is scheduled to close.
                        REO_ACTUAL_CLOSING_DATE    Actual Date Of REO Sale                           MM/DD/YYYY
                        OCCUPANT_CODE              Classification of how the property
                                                    is occupied.
                        PROP_CONDITION_CODE        A code that indicates the
                                                    condition of the property.
                        PROP_INSPECTION_DATE       The date a  property inspection is                         MM/DD/YYYY
                                                    performed.
                        APPRAISAL_DATE             The date the appraisal was done.                           MM/DD/YYYY
                        CURR_PROP_VAL               The current “as is” value of the              2
                                                    property based on brokers price
                                                    opinion or appraisal.
                        REPAIRED_PROP_VAL          The amount the property would be               2
                                                    worth if repairs are completed
                                                    pursuant to a broker’s price
                                                    opinion or appraisal.
                        If applicable:
                        DELINQ_STATUS_CODE         FNMA Code Describing Status of Loan
                        DELINQ_REASON_CODE         The circumstances which caused a
                                                    borrower to stop paying on a
                                                    loan.   Code indicates the reason
                                                    why the loan is in default for
                                                    this cycle.
                        MI_CLAIM_FILED_DATE        Date Mortgage Insurance Claim Was                          MM/DD/YYYY
                                                    Filed With Mortgage Insurance
                                                    Company.
                        MI_CLAIM_AMT               Amount of Mortgage Insurance Claim                         No commas(,) or
                                                    Filed                                                       dollar signs ($)
                        MI_CLAIM_PAID_DATE         Date Mortgage Insurance Company                            MM/DD/YYYY
                                                    Disbursed Claim Payment
                        MI_CLAIM_AMT_PAID          Amount Mortgage Insurance Company              2           No commas(,) or
                                                    Paid On Claim                                               dollar signs ($)
                        POOL_CLAIM_FILED_DATE      Date Claim Was Filed With Pool                             MM/DD/YYYY
                                                    Insurance Company
                        POOL_CLAIM_AMT             Amount of Claim Filed With Pool                2           No commas(,) or
                                                    Insurance Company                                           dollar signs ($)
                        POOL_CLAIM_PAID_DATE       Date Claim Was Settled and The                             MM/DD/YYYY
                                                    Check Was Issued By The Pool
                                                    Insurer
                        POOL_CLAIM_AMT_PAID        Amount Paid On Claim By Pool                   2           No commas(,) or
                                                    Insurance Company                                           dollar signs ($)
                                                    Date FHA Part A Claim Was Filed                           MM/DD/YYYY
                              FHA_PART_A_CLAIM_FILEDWithEHUD
                        FHA_PART_A_CLAIM_AMT        Amount of FHA Part A Claim Filed              2           No commas(,) or
                                                                                                                dollar signs ($)
                                                    Date HUD Disbursed Part A Claim                           MM/DD/YYYY
                              FHA_PART_A_CLAIM_PAID_Payment
                                                    Amount HUD Paid on Part A Claim               2           No commas(,) or
                              FHA_PART_A_CLAIM_PAID_AMT                                                         dollar signs ($)
                                                     Date FHA Part B Claim Was Filed                          MM/DD/YYYY
                              FHA_PART_B_CLAIM_FILEDWithEHUD
                        FHA_PART_B_CLAIM_AMT         Amount of FHA Part B Claim Filed             2           No commas(,) or
                                                                                                                dollar signs ($)
                                                      Date HUD Disbursed Part B Claim                         MM/DD/YYYY
                              FHA_PART_B_CLAIM_PAID_Payment
                                                    Amount HUD Paid on Part B Claim               2           No commas(,) or
                              FHA_PART_B_CLAIM_PAID_AMT                                                         dollar signs ($)
                        VA_CLAIM_FILED_DATE         Date VA Claim Was Filed With the                          MM/DD/YYYY
                                                    Veterans Admin
                        VA_CLAIM_PAID_DATE          Date Veterans Admin. Disbursed VA                         MM/DD/YYYY
                                                    Claim Payment
                        VA_CLAIM_PAID_AMT           Amount Veterans Admin. Paid on VA             2           No commas(,) or
                                                    Claim                                                       dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
         o    ASUM-     Approved Assumption
         o    BAP-      Borrower Assistance Program
         o    CO-       Charge Off
         o    DIL-      Deed-in-Lieu
         o    FFA-      Formal Forbearance Agreement
         o    MOD-      Loan Modification
         o    PRE-      Pre-Sale
         o    SS-       Short Sale
         o    MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
         o    Mortgagor
         o    Tenant
         o    Unknown
         o    Vacant

The Property Condition field should show the last reported condition of the property as follows:
         o    Damaged
         o    Excellent
         o    Fair
         o    Gone
         o    Good
         o    Poor
         o    Special Hazard
         o    Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                                62             Veteran’s Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                                63             Veteran’s Affairs-Refund
                      ------------------------ -------------------------------------------------------
                                64             Veteran’s Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

The following is added as Exhibit P of the PWS Agreement:

                                                     EXHIBIT P

                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                           The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period

                     of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                   *  For escrow advances - complete payment history

                      (to calculate advances from last positive escrow balance forward)

                  *  Other expenses -  copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved
                  Officer Certificate

                  *  Unusual or extraordinary items may require further documentation.

         13.      The total of lines 1 through 12.

         Credits:

         14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and
                  Escrow Agent / Attorney

                     Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov’t guarantee

                  *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The total derived from subtracting line 22 from 13.  If the amount represents a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower’s Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If “Yes”, provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                            $ ________________(1)
         (2)  Interest accrued at Net Rate                                                  ________________(2)
         (3)  Accrued Servicing Fees                                                        ________________(3)
         (4)  Attorney’s Fees                                                               ________________(4)
         (5)  Taxes (see page 2)                                                            ________________(5)
         (6)  Property Maintenance                                                          ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                                     ________________(7)
         (8)  Utility Expenses                                                              ________________(8)
         (9)  Appraisal/BPO                                                                 ________________(9)
         (10) Property Inspections                                                          ________________(10)
         (11) FC Costs/Other Legal Expenses                                                 ________________(11)
         (12) Other (itemize)                                                               ________________(12)
                  Cash for Keys__________________________                                   ________________(12)
                  HOA/Condo Fees_______________________                                     ________________(12)
                  ______________________________________                                    ________________(12)

                  Total Expenses                                                          $ ________________(13)
         Credits:
         (14) Escrow Balance                                                              $ ________________(14)
         (15) HIP Refund                                                                    ________________(15)
         (16) Rental Receipts                                                               ________________(16)
         (17) Hazard Loss Proceeds                                                          ________________(17)
         (18) Primary Mortgage Insurance / Gov’t Insurance                                  ________________(18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                                       ________________(19)
         (20) Proceeds from Sale of Acquired Property                                       ________________(20)
         (21) Other (itemize)                                                               ________________(21)
              _________________________________________                                     ________________(21)

              Total Credits                                                               $ ________________(22)
         Total Realized Loss (or Amount of Gain)                                          $ ________________(23)

Escrow Disbursement Detail

---------------- -------------- --------------- -------------- --------------- --------------- --------------
2. Type          4. Date Paid   5. Period of    6. Total Paid  7. Base Amount  8. Penalties    9. Interest
                                Coverage
3(Tax /Ins.)
---------------- -------------- --------------- -------------- --------------- --------------- --------------
---------------- -------------- --------------- -------------- --------------- --------------- --------------
10.              11.            12.             13.            14.             15.             16.
17.              18.            19.             20.            21.             22.             23.
24.              25.            26.             27.            28.             29.             30.
31.              32.            33.             34.            35.             36.             37.
38.              39.            40.             41.            42.             43.             44.
45.              46.            47.             48.            49.             50.             51.
52.              53.            54.             55.            56.             57.             58.
59.              60.            61.             62.            63.             64.             65.

Miscellaneous

         1.       Notwithstanding anything to the contrary contained herein or in the PWS Agreement,
Company acknowledges that the Mortgage Loans may be part of a REMIC or multiple REMICs and hereby agrees that in no event will it service the Mortgage Loans in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any such intended REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code).  It is the intention of
EMC and Company that this Recognition Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

2.       All  demands,  notices and  communications  related to the  Mortgage  Loans and this  Recognition
Agreement  shall be in writing  and shall be deemed to have been duly  given if  personally  delivered  or mailed by registered mail, postage prepaid, as follows:

                  a.       In the case of Company,

                           IndyMac Bank, F.S.B.
                           3465 East Foothill Boulevard
                           Pasadena, California  91107
                           Attention:  Secondary Marketing
                           Telecopy: (626) 535-2549

                  b.       In the case of EMC,

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

3.       Each party will pay any  commissions it has incurred and the reasonable  fees of its attorneys in connection  with the  negotiations  for,  documenting of and closing of the  transactions  contemplated by this Recognition Agreement.

4.       This  Recognition  Agreement  shall be construed in accordance  with the laws of the State of New
York,  without  regard to conflicts of law  principles,  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

5.       No term or provision of this  Recognition  Agreement may be waived or modified unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

6.       This  Recognition  Agreement  shall  inure to the  benefit of the  successors  and assigns of the parties  hereto.  Any entity into which Company or EMC may be merged or  consolidated  shall,  without the requirement for any further writing, be deemed Company or EMC, respectively, hereunder.

7.       This  Recognition  Agreement  shall  survive  the  conveyances  of the  Mortgage  Loans  and  the assignment  of the PWS  Agreement  and this  Recognition  Agreement  and the Mortgage  Loans by EMC to the
Trustee as contemplated in this Recognition Agreement and the AAR Agreement.

8.       This Recognition  Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

9.       In the event that any provision of this  Recognition  Agreement  conflicts  with any provision of the PWS  Agreement  with respect to the Mortgage  Loans,  the terms of this  Recognition  Agreement  shall control.

         IN WITNESS  WHEREOF,  the parties hereto have executed this  Recognition  Agreement as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION

                                                     By:__________________________________________________
                                                     Name:________________________________________________
                                                     Title:_______________________________________________

                                                     INDYMAC BANK, F.S.B.

                                                     By:__________________________________________________
                                                     Name:________________________________________________
                                                     Title:_______________________________________________

                                               ATTACHMENT 1

                                              MORTGAGE LOANS

                                         (Available upon request)

                                               ATTACHMENT 2

                                              PWS AGREEMENT

                                         (AVAILABLE UPON REQUEST)

                                               ATTACHMENT 3

                                          AFFILIATION DISCLOSURE
                                 (Pursuant to Item 1119 of Regulation AB)

1.       Sponsor and any affiliate, including but not limited to:
         a. EMC Mortgage Corporation
         b. Bear, Stearns & Co. Inc.
         c. Bear, Stearns Securities Corp.
         d. Bear Stearns Structured Products
         e. Bear, Stearns International Limited

2.       Depositor and any affiliate, including but not limited to:
         a. Bear Stearns Asset Backed Securities I LLC
         b. Structured Asset Mortgage Investments II Inc.

3.       Bear Stearns ALT-A Trust 2006-8 and any affiliate

4.       Citibank, N.A., as Trustee, and any affiliate

5.       Significant obligor and any affiliate - None

6.       Enhancement or support provider and any affiliate - None

7.       1100(d)(1) parties - any named party in the Securitization Transaction:

         a. Cap Contract Provider:  Bear Stearns Financial Products Inc., N.A.

         b. Underwriter:  Bear, Stearns & Co. Inc.

         c. Servicers: Bank of America, N.A.; Chevy Chase Bank, F.S.B.; Countrywide Home Loans Servicing
LP; EMC Mortgage Corporation; EverHome Mortgage Company; GMAC Mortgage Corporation; HSBC Mortgage
Corporation (USA); Mid America Bank, FSB; PHH Mortgage Corporation; U.S. Bank, NA; Wells Fargo Bank, N.A.

         d. Master Servicer:  Wells Fargo Bank, National Association

         e. Unaffiliated Servicer of 20%:  EMC Mortgage Corporation; Mid America Bank, FSB;  HSBC
Mortgage Corporation (USA); and Wells Fargo Bank, National Association

         f. Originator of 10%:  EMC Mortgage Corporation; Mid America Bank, FSB;  HSBC Mortgage
Corporation (USA); and Wells Fargo Bank, National Association

         g. Securities Administrator:  Wells Fargo Bank, National Association

         h. Custodian: Wells Fargo Bank, National Association

                                                                                              EXHIBIT I-15

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment,  Assumption and Recognition  Agreement (this “AAR  Agreement”)  made as of
December 28, 2006, among EMC Mortgage Corporation (the “Assignor”),  Citibank,  N.A., not individually but solely  as  trustee  for the  holders  of the Bear  Stearns  ALT-A  Trust  2006-8,  Mortgage  Pass-Through
Certificates, Series 2006-8 (the “Assignee”) and Mid America Bank, fsb (the “Company”).

         In  consideration  of the mutual  promises  contained  herein,  the parties hereto agree that the residential  mortgage  loans (the  “Assigned  Loans”) listed on Attachment 1 annexed hereto (the "Assigned
Loan  Schedule")  purchased by the Assignor  from the Company and now serviced by Company for Assignor and its successors and assigns pursuant to (a) the Purchase,  Warranties and Servicing Agreement,  dated as of
February 1, 2006,  as amended by Amendment  No. 1 to the Purchase,  Warranties  and  Servicing  Agreement,
dated as of February 1, 2006,  between Assignor and Company (as amended,  the “PWS Agreement”) and (b) the
Term Sheet  dated  September  7, 2006,  the Term Sheet  dated  September  29,  2006,  the Term Sheet dated
October 10, 2006,  the Term Sheet dated  November 6, 2006,  the Term Sheet dated  November  20, 2006,  the
Term Sheet dated November 22, 2006 and the Term Sheet dated December 8, 2006,  respectively,  each between
Assignor  and  Company  (collectively,  the  “Term  Sheets”  and the  Term  Sheets  together  with the PWS
Agreement,  the  “Agreements”)  shall be subject  to the terms of this AAR  Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the PWS Agreement.

                                        Assignment and Assumption

         Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the Assignee all of its right,  title and interest as in, to and under (a) the Assigned  Loans and (b) the
Agreements with respect to the Assigned Loans;  provided,  however,  that the Assignor is not assigning to the Assignee any of its right,  title or interest,  in, to and under the PWS Agreement with respect to any mortgage  loan other  than the  Assigned  Loans  listed on the  Assigned  Loan  Schedule.  Notwithstanding anything to the contrary contained herein, the Assignor  specifically  reserves and does not assign to the
Assignee any right,  title and interest in, to or under the  representations  and warranties  contained in
Section 3.01 and Section  3.02 of the PWS  Agreement  and the  Assignor is retaining  the right to enforce the  representations  and  warranties  set  forth in those  sections  against  the  Company.  Except as is otherwise  expressly  provided herein, the Assignor makes no  representations,  warranties or covenants to the Assignee and the Assignee  acknowledges  that the Assignor has no  obligations  to the Assignee  under the terms of the PWS Agreement or otherwise  relating to the transaction  contemplated  herein (including, but not limited to, any obligation to indemnify the Assignee).

                                Representations, Warranties and Covenants

         1)   Assignor warrants and represents to Assignee and Company as of the date hereof:

                  a)     Attached  hereto as Attachment 2 are true and accurate  copies of the  Agreements which  agreements  are in full  force and  effect as of the date  hereof  and the provisions  of which have not been  waived,  amended or modified in any  respect, nor has any notice of termination been given thereunder;

                  b)     Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer the  Assigned  Loans and any and all of its  interests,  rights  and  obligations under the PWS  Agreement  as they relate to the  Assigned  Loans,  free and clear from any and all claims and  encumbrances;  and upon the transfer of the Assigned
                         Loans to  Assignee  as  contemplated  herein and in the  Mortgage  Loan  Purchase
                         Agreement  dated as of December  28, 2006  between the  Assignor  and  Structured
                         Asset Mortgage  Investments II Inc.  (“SAMI II”),  Assignee shall have good title to each and every Assigned  Loan, as well as any and all of Assignee’s  interests and rights under the PWS  Agreement as they relate to the  Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

                  c)     There are no offsets,  counterclaims or other defenses  available to Company with respect to the Assigned Loans or the PWS Agreement;

                  d)     Assignor has no knowledge of, and has not received  notice of, any waivers under, or any modification of, any Assigned Loan;

                  e)     Assignor is duly organized,  validly existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has  all  requisite  power  and authority to acquire, own and sell the Assigned Loans;

                  f)     Assignor has full corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation  of the  transactions  contemplated  by this AAR
                         Agreement is in the ordinary course of Assignor’s  business and will not conflict with,  or result in a breach of, any of the terms,  conditions  or  provisions of
                         Assignor’s  charter  or  by-laws  or  any  legal  restriction,  or  any  material agreement  or  instrument  to  which  Assignor  is now a party  or by which it is bound, or result in the violation of any law, rule,  regulation,  order, judgment or decree to which Assignor or its property is subject.  The execution,  delivery and  performance by Assignor of this AAR Agreement and the  consummation by it of the transactions  contemplated hereby, have been duly authorized by all necessary corporate  action  on the part of  Assignor.  This AAR  Agreement  has been  duly executed and  delivered by Assignor and,  upon the due  authorization,  execution and  delivery by Assignee  and  Company,  will  constitute  the valid and legally binding  obligation of Assignor  enforceable  against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy,  reorganization, insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors’  rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  g)     No  consent,  approval,  order or  authorization  of, or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by
                         Assignor in connection  with the  execution,  delivery or performance by Assignor
                         of  this  AAR  Agreement,   or  the   consummation  by  it  of  the  transactions
                         contemplated hereby;

                  h)     Neither  Assignor  nor  anyone  acting on its behalf  has  offered,  transferred, pledged,  sold or otherwise disposed of the Assigned Loans or any interest in the
                         Assigned  Loans,  or solicited  any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any interest  in the  Assigned  Loans  with any  Person  in any  manner,  or made any general  solicitation by means of general  advertising or in any other manner, or taken any other action  which would  constitute  a  distribution  of the Assigned
                         Loans  under the  Securities  Act of 1933,  as amended  (the “1933 Act”) or which would render the  disposition  of the Assigned  Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

                  i)     The Assignor has received  from Company,  and has delivered to the Assignee,  all documents  required to be delivered to Assignor by the Company  prior to the date hereof  pursuant to the PWS Agreement  with respect to the Assigned Loans and has not received,  and has not requested from the Company, any additional  documents;
                         and

                  j)     There is no action, suit, proceeding,  investigation or litigation pending or, to
                         Assignor's  knowledge,  threatened,  which  either  in  any  instance  or in  the
                         aggregate,   if  determined   adversely  to  Assignor,   would  adversely  affect
                         Assignor's  execution  or  delivery  of,  or  the  enforceability  of,  this  AAR
                         Agreement,  or the Assignor's  ability to perform its obligations  under this AAR
                         Agreement.

         2)   Assignee  warrants and  represents  to, and covenants  with,  Assignor and Company as of the date hereof:

                  a)     Assignee is duly organized,  validly existing and in good standing under the laws of the  jurisdiction  of  its  organization  and  has  all  requisite  power  and authority to hold the  Assigned  Loans as trustee on behalf of the holders of the
                         Bear Stearns  ALT-A Trust  2006-8,  Mortgage  Pass-Through  Certificates,  Series
                         2006-8;

                  b)     Assignee has full corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation  of the  transactions  contemplated  by this AAR
                         Agreement is in the ordinary course of Assignee’s  business and will not conflict with,  or result in a breach of, any of the terms,  conditions  or  provisions of
                         Assignee’s  charter  or  by-laws  or  any  legal  restriction,  or  any  material agreement  or  instrument  to  which  Assignee  is now a party  or by which it is bound, or result in the violation of any law, rule,  regulation,  order, judgment or decree to which Assignee or its property is subject.  The execution,  delivery and  performance by Assignee of this AAR Agreement and the  consummation by it of the transactions  contemplated hereby, have been duly authorized by all necessary corporate  action on part of Assignee.  This AAR Agreement has been duly executed and  delivered  by  Assignee  and,  upon  the due  authorization,  execution  and delivery by Assignor and Company,  will  constitute the valid and legally binding obligation of Assignee  enforceable against Assignee in accordance with its terms
                         except  as   enforceability   may  be  limited  by  bankruptcy,   reorganization,
                         insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors’  rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  c)     No  consent,  approval,  order or  authorization  of, or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by
                         Assignee in connection  with the  execution,  delivery or performance by Assignee
                         of  this  AAR  Agreement,   or  the   consummation  by  it  of  the  transactions
                         contemplated hereby;

                  d)     There is no action, suit, proceeding,  investigation or litigation pending or, to
                         Assignee's  knowledge,  threatened,  which  either  in  any  instance  or in  the
                         aggregate,   if  determined   adversely  to  Assignee,   would  adversely  affect
                         Assignee's  execution  or  delivery  of,  or  the  enforceability  of,  this  AAR
                         Agreement,  or the Assignee's  ability to perform its obligations  under this AAR
                         Agreement; and

                  e)     Assignee  assumes for the benefit of each of the  Assignor and the Company all of the rights of the Purchaser  under the PWS Agreement with respect to the Assigned
                         Loans.

         3)   Company warrants and represents to, and covenant with,  Assignor and Assignee as of the date hereof:

                  a)     Attached  hereto as Attachment 2 are true and accurate  copies of the Agreements, which  agreements  are in full  force and  effect as of the date  hereof  and the provisions  of which have not been  waived,  amended or modified in any  respect, nor has any notice of termination been given thereunder;

                  b)     Company is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has  all  requisite  power  and authority to service the Assigned Loans and otherwise to perform its  obligations under the PWS Agreement;

                  c)     Company has full  corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation  of the  transactions  contemplated  by this AAR
                         Agreement is in the ordinary  course of Company’s  business and will not conflict with,  or result in a breach of, any of the terms,  conditions  or  provisions of
                         Company’s charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation,  order,  judgment or decree to
                         which  Company  or  its  property  is  subject.   The  execution,   delivery  and
                         performance  by Company of this AAR Agreement and the  consummation  by it of the transactions  contemplated  hereby,  have been duly  authorized  by all necessary corporate  action  on the part of  Company.  This  AAR  Agreement  has been  duly executed and  delivered by Company,  and, upon the due  authorization,  execution and  delivery by Assignor and  Assignee,  will  constitute  the valid and legally binding  obligation of Company,  enforceable  against  Company in accordance with its terms except as enforceability may be limited by bankruptcy,  reorganization, insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors’  rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  d)     No  consent,  approval,  order or  authorization  of, or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by
                         Company in connection  with the execution,  delivery or performance by Company of this AAR Agreement,  or the consummation by it of the  transactions  contemplated hereby;

                  e)     The Company shall  establish a Custodial  Account and an Escrow Account under the
                         PWS  Agreement  in favor of the  Assignee  with  respect  to the  Assigned  Loans separate from the Custodial  Account and Escrow  Account  previously  established under the PWS Agreement in favor of Assignor;

                  f)     No event has  occurred  from the  Closing  Date to the date  hereof  which  would render the  representations  and warranties as to the related Assigned Loans made by the Company in  Sections  3.01 and 3.02 of the PWS  Agreement  to be untrue in any material respect; and

                  g)     Neither this AAR  Agreement  nor any  certification,  statement,  report or other agreement,  document or  instrument  furnished  or to be furnished by the Company pursuant to this AAR  Agreement  contains or will contain any  materially  untrue statement  of fact or omits or will omit to state a material  fact  necessary  to make the statements contained therein not misleading.

                  h)     The Company  hereby  restates the  representations  and  warranties  set forth in
                         Section 3.01(p) of the PWS Agreement as of the date hereof.

                  i)     Notwithstanding  anything to the contrary in the PWS Agreement, the Company shall
                         (or shall cause any Third-Party  Originator to) (i)  immediately  notify Assignor and SAMI II in writing of (A) legal proceedings  pending against the Company,  or proceedings  known to be  contemplated by  governmental  authorities  against the
                         Company which in the judgment of the Company would be, in each case,  material to purchasers of securities  backed by the Assigned  Loans and (B) any  affiliations or  relationships  of the type  described in Item 1119(b) of  Regulation  AB that develop  following  the date  hereof  between  the  Company  and any of the above listed parties or other parties  identified in writing by the Assignor or SAMI II with respect to the  Securitization  Transaction and (ii) provide to the Assignor and SAMI II a description of such proceedings, affiliations or relationships.

                         Each  notice/update  regarding  Regulation  AB should be sent to the  Assignor by
                         e-mail  to  regABnotifications@bear.com.  Additionally,  all such  notifications, other than those pursuant to (i)(A) above, should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                           Notifications pursuant to (i)(A) above should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX  75067-3884
                           Attention:  General Counsel for Loan Administration
                           Facsimile:  (972) 831-2555
                           Email:  sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

          Assignor  hereby  agrees to indemnify  and hold the Assignee  (and its  successors  and assigns)
harmless  against  any and all  claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs,  fees and expenses that Assignee (and its successors and assigns)
may sustain in any way related to any breach of the  representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

                                                Recognition of Assignee

          From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the  Assigned
Loans,  and  acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple  REMICs, and will  service  the  Assigned  Loans in  accordance  with the PWS  Agreement  (as  modified by this AAR
Agreement).  It is the  intention  of  Assignor,  Company and Assignee  that this AAR  Agreement  shall be binding upon and for the benefit of the respective  successors and assigns of the parties hereto.  Neither
Company nor Assignor shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or provisions of the PWS Agreement which  amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned Loans without the prior written consent of Assignee.

          Notwithstanding  any term hereof to the contrary,  it is expressly  understood and agreed by the parties  hereto that (a) the  execution  and  delivery of this AAR  Agreement by the Assignee is solely in its capacity as trustee  (the  “Trustee”)  for Bear  Stearns  ALT-A Trust  2006-8,  Mortgage  Pass-Through
Certificates,  Series 2006-8  pursuant to the Pooling and Servicing  Agreement (the “Pooling and Servicing
Agreement”),  dated as of December 1, 2006, among SAMI II, the Assignor,  the Assignee,  Wells Fargo Bank,
National  Association,  as master servicer (the “Master  Servicer”) and as securities  administrator,  and not individually,  (b) each of the  representations,  undertakings and agreements herein made on behalf of
Bear  Stearns  ALT-A Trust  2006-8 (the  “Trust”) is made and  intended  not as personal  representations, undertakings  and  agreements  of the Trustee but is made and intended for the purpose of binding only the
Trust and (c) under no  circumstances  shall the  Trustee  be  personally  liable  for the  payment of any indebtedness  or  expenses  of the  Assignee  or the Trust or be liable  for the  breach or failure of any obligation,  representation,  warranty or covenant made or undertaken by the Assignee, the Assignor or the
Trust under this AAR  Agreement or made or  undertaken  by the  Assignee,  the Assignor or the Trust under the  Agreements or the Pooling and Servicing  Agreement.  Any recourse  against the Assignee in respect of any  obligations it may have under or pursuant to the terms of this AAR Agreement  shall be limited solely to the  assets  it may  hold as  trustee  for Bear  Stearns  ALT-A  Trust  2006-8,  Mortgage  Pass-Through
Certificates, Series 2006-8.

          The Company  agrees to  indemnify  and hold  harmless  SAMI II,  each  director of SAMI II, each officer of SAMI II who signed the Registration  Statement,  the Underwriters and each person,  if any, who controls SAMI II or any Underwriter  within the meaning of Section 15 of the 1933 Act  (collectively,  the
“Indemnified  Party”)  against any and all losses,  claims,  expenses,  damages or liabilites to which the
Indemnified  Party may become subject,  under the 1933 Act or otherwise,  including,  without  limitation, with  respect to disputes  between the  parties,  insofar as such  losses,  claims,  expenses,  damages or liabilites  (or  actions  in respect  thereof)  arise out of or are based  upon any  untrue  statement  or alleged untrue statement of any material fact contained in the Prospectus  Supplement,  dated December 28,
2006 (the  “Prospectus  Supplement”),  or the omission or the alleged  omission to state in the Prospectus
Supplement a material  fact  necessary in order to make the  statements  therein not  misleading,  in each case to the extent,  but only to the extent,  that such untrue  statement or alleged  untrue  statement or omission or alleged  omission was  contained in or omitted  from  information  furnished in writing by the
Company for inclusion in the  Prospectus  Supplement,  in the sections  entitled “The Master  Servicer and
The  Servicers - The Servicers - Mid America Bank,  fsb” and  “Mortgage  Loan  Origination - General - Mid
America Bank, fsb”” (together, the “Company Information”).

          SAMI II and the Assignor each agree to indemnify  and hold  harmless the Company,  each director of the Company,  each officer of the Company and each person,  if any, who controls the Company within the meaning of Section 15 of the 1933 Act  (collectively,  the “Company  Indemnified  Party”)  against any and all losses,  claims,  expenses,  damages or liabilities to which the Company  Indemnified Party may become subject, under the 1933 Act or otherwise,  including without limitation,  with respect to disputes between parties,  insofar  as such  losses,  claims,  expenses,  damages  or  liabilities  (or  actions in respect thereof) arise out of or are based upon any untrue  statement or alleged untrue  statement of any material fact  contained in the  Prospectus  Supplement,  or the  omission or the alleged  omission to state in the
Prospectus  Supplement a material fact necessary in order to make the statements  therein not  misleading, in each case to the  extent,  but only to the  extent,  that  such  untrue  statement  or  alleged  untrue statement or omission or alleged omission is other than the Company Information.

                                      Modification of PWS Agreement

          The Company and Assignor hereby amend the PWS Agreement as follows

          The definition of Business Day is deleted in its entirety and replaced with the following:

                  Business  Day:  Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal
                  holiday  in  the  States  of  California,   Illinois,  New  York,  Maryland  or
                  Minnesota,  or (iii) a day on which banks in the States of Illinois,  New York,
                  Maryland or Minnesota are authorized or obligated by law or executive  order to be closed.

          The definition of Master Servicer is deleted in its entirety and replaced with the following:

                  Master Servicer:  Wells Fargo Bank, National Association.

          The last paragraph in Section 5.02 is deleted in its entirety and replaced with the following:

                           In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

          Section 6.04(d) is deleted in its entirety and replaced with the following:

                           Failure of the Company to timely  comply with this  Section 6.04 shall be deemed an Event of Default,  automatically,  without  notice and without any cure period,  notwithstanding  any  provision of the Agreement to the contrary, unless  otherwise  agreed to by the Purchaser  and the Person  signing the Form
                  10-K as set forth in  6.04(c),  and  Purchaser  may,  in  addition  to whatever rights  the  Purchaser  may  have  under  Sections  3.03 and 8.01 and at law or equity or to damages,  including  injunctive  relief and specific  performance, terminate all the rights and  obligations  of the Company under this  Agreement and in and to the Mortgage Loans and the proceeds thereof without  compensating the Company for the same, as provided in Section 9.01. Such  termination  shall be  considered  with cause  pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supersede any other  provision in this Agreement or any other agreement to the contrary.

          The  last  paragraph  in  Section  6.07  is  deleted  in its  entirety  and  replaced  with  the following:

                           Failure of the Company to timely comply with this Section 6.07 (including with respect to the cure timeframes required in this section) shall be deemed an Event of
                  Default, automatically, without notice and without any cure period, notwithstanding any provision of the Agreement to the contrary, unless otherwise agreed to by the
                  Purchaser and the Person signing the Form 10-K as described herein, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01.  Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

                                              Miscellaneous

         All demands, notices and communications related to the Assigned Loans, the PWS Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         In the case of Company:

                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Theresa Mann
                  Fax:  (630) 799-7964

                  with copies to:
                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Ann Ryan
                  Fax:  (630) 799-7964

         In the case of Assignor:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, Texas 75067
                  Attention: Conduit Seller Approval Dept.
                  Facsimile: (214) 626-3751
                  Email: sellerapproval@bear.com

         In the case of Assignee:

                  Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, New York 10013
                  Attention:  Structured Finance Agency &
                  Trust-BSALTA 2006-8
                  Telecopier No.: (212) 816-5527

         (d)      In the case of Master Servicer:
                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-8
                  Telecopier No.: (410) 715-2380

                  The Company hereby  acknowledges  that Wells Fargo Bank,  National  Association has been appointed as the master  servicer of the Assigned  Loans  pursuant to the Pooling and Servicing  Agreement and therefor has the right to enforce certain  obligations of the Company,  as they relate to the Assigned
Loans,  under the PWS Agreement.  The Company shall make all  distributions  under the PWS  Agreement,  as they relate to the  Assigned  Loans,  to the Master  Servicer by wire  transfer of  immediately  available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name: SAS Clearing
                  Account # 3970771416
                  FFC to: BSALTA 2006-8, Account #50977100.

and the Company shall deliver all reports required to be delivered under the PWS Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 8(c) herein and to the
Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-8

                  A copy of all assessments, attestations, reports and certifications required to be delivered by the Servicer under this Agreement and the Servicing Agreement shall be delivered to the
   Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addressees shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents

                  Each party will pay any  commissions  it has incurred  and the fees of its  attorneys in connection  with the  negotiations  for,  documenting of and closing of the  transactions  contemplated by this AAR Agreement.

                  This AAR Agreement  shall be construed in  accordance  with the laws of the State of New
York,  without  regard  to  conflicts  of law  principles  (other  than  Section  5-1401  of the New  York
Obligations  Law), and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

                  No term or  provision  of this AAR  Agreement  may be waived  or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                  This AAR  Agreement  shall  inure to the  benefit of the  successors  and assigns of the parties  hereto.  Any entity  into which  Assignor,  Assignee  or  Company  may be merged or  consolidated shall,  without  the  requirement  for any  further  writing,  be deemed  Assignor,  Assignee  or Company, respectively, hereunder.

                  This AAR Agreement  shall survive the conveyance of the Assigned  Loans,  the assignment of the PWS Agreement to the extent of the Assigned  Loans by Assignor to Assignee and the  termination  of the PWS Agreement.

                  This AAR Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

                  In the event that any  provision of this AAR Agreement  conflicts  with any provision of the PWS Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

         IN WITNESS  WHEREOF,  the parties  hereto have executed this AAR Agreement as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION
                                                     Assignor

                                                     By:_________________________________________
                                                     Name:_______________________________________
                                                     Title:______________________________________

                                                     CITIBANK, N.A., not in it’s individual
                                                     capacity but solely as trustee for the holders
                                                     of Bear Stearns ALT-A Trust, Mortgage
                                                     Pass-Through Certificates, Series 2006-8, as
                                                     Assignee

                                                     By:___________________________________________
                                                     Name:_________________________________________
                                                     Title:________________________________________

                                                     MID AMERICA BANK, FSB,
                                                     Company

                                                     By:_________________________________________
                                                     Name:_______________________________________
                                                     Title:______________________________________

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:__________________________________________________
Name:
Title:

                                               ATTACHMENT 1

                                          ASSIGNED LOAN SCHEDULE

                                         (Available upon request)

                                               ATTACHMENT 2

                                                AGREEMENTS

                                         (Available upon request)

                                                                                              EXHIBIT I-16

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment,  Assumption and Recognition  Agreement (this “AAR  Agreement”)  made as of
December  28,  2006,  among  EMC  Mortgage  Corporation  (the  “Assignor”),  Citibank,  N.A.,  not  in its
individual  capacity but solely as trustee for the holders of Bear Stearns  ALT-A Trust  2006-8,  Mortgage
Pass-Through  Certificates,  Series 2006-8 (the “Assignee”),  PHH Mortgage Corporation  (formerly known as
Cendant  Mortgage  Corporation)  (the “Company”) and Bishop’s Gate  Residential  Mortgage Trust (“Bishop’s
Gate”).

         Whereas,  pursuant  to the  Recognition  Agreement  dated as of  December  1,  2006  between  the
Assignor  and the  Company  (the  “Recognition  Agreement”),  the  Company  has agreed to service  certain residential  mortgage  loans (the  “Assigned  Loans”) listed on Attachment 1 annexed hereto (the “Assigned
Loan  Schedule”)  for the  Assignor  as owner of the  Assigned  Loans,  in  accordance  with the terms and conditions of the Mortgage Loan Flow Purchase,  Sale and Servicing  Agreement,  dated as of April 26, 2001
(the “Servicing  Agreement”) among the Company,  Bishop’s Gate Residential Mortgage Trust and EMC Mortgage
Corporation; and

         In  consideration  of the mutual  promises  contained  herein the parties  hereto  agree that the
Assigned  Loans now  serviced by Company  for  Assignor  and its  successors  and assigns  pursuant to the
Recognition  Agreement  and the  Assignor’s  right,  title  and  interest  to and  under  the  Recognition
Agreement,  shall be subject to the terms of this AAR  Agreement.  Capitalized  terms used  herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

         Assignment and Assumption

         1.       Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor in the Assigned  Loans and, as they relate to the Assigned  Loans,  all of its right, title and interest in, to and under the Recognition  Agreement.  Notwithstanding  anything to the contrary contained  herein,  the  Assignor  specifically  reserves  and does not assign to the  Assignee any right, title and interest in, to or under the  representations  and warranties  contained in Sections 3.01,  3.02
and  3.03  of  the  Servicing   Agreement  and  the  Assignor  is  retaining  the  right  to  enforce  the representations  and  warranties set forth in those sections  against the Company.  Assignor  specifically reserves  and does not assign to  Assignee  any right,  title and  interest  in, to or under any  Assigned
Loans subject to the Recognition Agreement other than those set forth on Attachment 1.

         Representations, Warranties and Covenants

         2.       Assignor warrants and represents to Assignee and Company as of the date hereof:

                  (a)      Attached  hereto as Attachment 2 is a true and accurate copy of the Recognition
                           Agreement,  which  agreement  is in full force and effect as of the date hereof and the  provisions  of which have not been waived,  amended or modified in any respect, nor has any notice of termination been given thereunder;

                  (b)      Assignor  was the  lawful  owner  of the  Assigned  Loans  with  full  right to transfer  the  Assigned  Loans  and any and all of its  interests,  rights  and obligations  under the  Recognition  Agreement  as they relate to the  Assigned
                           Loans,  free and clear from any and all claims and  encumbrances;  and upon the transfer of the Assigned  Loans to Assignee as  contemplated  herein,  Assignee shall have good title to each and every  Assigned  Loan, as well as any and all
                           of  Assignee’s   interests,   rights  and  obligations  under  the  Recognition
                           Agreement as they relate to the Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

                  (c)      There are no offsets,  counterclaims  or other  defenses  available  to Company with respect to the Assigned Loans or the Recognition Agreement;

                  (d)      Assignor  has no  knowledge  of, and has not  received  notice of, any  waivers under, or any modification of, any Assigned Loan;

                  (e)      Assignor is duly  organized,  validly  existing and in good standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

                  (f)      Assignor  has full  corporate  power and  authority  to  execute,  deliver  and perform  its  obligations  under  this AAR  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by this AAR  Agreement  is in the ordinary  course of  Assignor’s business  and will not  conflict  with,  or result in a breach  of,  any of the terms,  conditions or provisions of Assignor’s  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Assignor is now a party or by which it is bound,  or result in the violation of any law,  rule, regulation,  order,  judgment or decree to which  Assignor  or its  property is subject.  The  execution,  delivery  and  performance  by  Assignor of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have  been  duly  authorized  by all  necessary  corporate  action  on  part of
                           Assignor.  This AAR  Agreement has been duly executed and delivered by Assignor and,  upon the due  authorization,  execution  and  delivery  by  Assignee  and
                           Company,  will constitute the valid and legally binding  obligation of Assignor
                           enforceable   against   Assignor  in  accordance   with  its  terms  except  as
                           enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors’ rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (g)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignor in  connection  with the  execution,  delivery  or  performance  by
                           Assignor of this AAR Agreement,  or the  consummation by it of the transactions contemplated  hereby.  Neither  Assignor  nor  anyone  acting on its behalf has offered,  transferred,  pledged,  sold or  otherwise  disposed of the  Assigned
                           Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned  Loans, or any interest in the  Assigned  Loans or otherwise  approached  or  negotiated  with respect to the Assigned  Loans,  or any interest in the Assigned Loans with any
                           Person in any  manner,  or made any  general  solicitation  by means of general advertising  or in any other  manner,  or taken any other  action  which  would constitute a  distribution  of the Assigned  Loans under the  Securities Act of
                           1933, as amended (the “1933 Act”) or which would render the  disposition of the
                           Assigned   Loans  a  violation  of  Section  5  of  the  1933  Act  or  require registration pursuant thereto;

                  (h)      Assignor  has  received  from  Company,  and has  delivered  to  Assignee,  all documents  required to be  delivered  to Assignor by Company  prior to the date hereof  pursuant to the  Recognition  Agreement  with  respect to the  Assigned
                           Loans and has not received,  and has not requested from Company, any additional documents; and

         3.       Assignee  warrants and  represents  to, and covenants  with,  Assignor and Company as of the date hereof:

                  (a)      Assignee is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction of its  organization  and has all requisite power and authority  to hold the  Assigned  Loans as trustee on behalf of the  holders of
                           Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-8;

                  (b)      Assignee  has full  corporate  power and  authority  to  execute,  deliver  and perform  its  obligations  under  this AAR  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by this AAR  Agreement  is in the ordinary  course of  Assignee’s business  and will not  conflict  with,  or result in a breach  of,  any of the terms,  conditions or provisions of Assignee’s  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Assignee is now a party or by which it is bound,  or result in the violation of any law,  rule, regulation,  order,  judgment or decree to which  Assignee  or its  property is subject.  The  execution,  delivery  and  performance  by  Assignee of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have  been  duly  authorized  by all  necessary  corporate  action  on  part of
                           Assignee.  This AAR  Agreement has been duly executed and delivered by Assignee and,  upon the due  authorization,  execution  and  delivery  by  Assignor  and
                           Company,  will constitute the valid and legally binding  obligation of Assignee
                           enforceable   against   Assignee  in  accordance   with  its  terms  except  as
                           enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors’ rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignee in  connection  with the  execution,  delivery  or  performance  by
                           Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

                  (d)      The  Assignee  assumes for the  benefit of each of Assignor  and Company all of
                           Assignor’s  rights as  “Purchaser”  thereunder  but solely with respect to such
                           Assigned Loans.

         4.       Company  warrants and represents to, and covenant with,  Assignor and Assignee as of the date hereof:

                  (a)      Attached  hereto as Attachment 2 is a true and accurate copy of the Recognition
                           Agreement,  which  agreement  is in full force and effect as of the date hereof and the  provisions  of which have not been waived,  amended or modified in any respect, nor has any notice of termination been given thereunder;

                  (b)      Company is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and
                           authority  to  service  the  Assigned   Loans  and  otherwise  to  perform  its
                           obligations under the Recognition Agreement;

                  (c)      Company has full corporate power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this
                           AAR  Agreement  is in the ordinary  course of  Company’s  business and will not conflict  with,  or result in a breach  of,  any of the  terms,  conditions  or provisions  of Company’s  charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to which Company is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,
                           judgment  or  decree  to  which  Company  or  its  property  is  subject.   The
                           execution,  delivery and  performance  by Company of this AAR Agreement and the consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized  by all  necessary  corporate  action on part of  Company.  This AAR
                           Agreement has been duly  executed and  delivered by Company,  and, upon the due
                           authorization,   execution  and  delivery  by  Assignor  and   Assignee,   will
                           constitute  the valid and legally  binding  obligation of Company,  enforceable against  Company in accordance with its terms except as  enforceability  may be limited by bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’  rights  generally,  and by  general  principles  of equity  regardless  of  whether  enforceability  is considered in a proceeding in equity or at law;

                  (d)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company  in  connection  with the  execution,  delivery  or  performance  by
                           Company of this AAR Agreement,  or the  consummation by it of the  transactions contemplated hereby;

                  (e)      Company  shall  establish a Custodial  Account and an Escrow  Account under the
                           Recognition  Agreement in favor of Assignee with respect to the Assigned  Loans separate from the Custodial Account and Escrow Account  previously  established under the Recognition Agreement in favor of Assignor; and

                  (f)      No event has  occurred  from the Closing  Date to the date  hereof  which would render the  representations  and  warranties as to the related  Assigned  Loans made by Company in  Sections  3.01 and 3.02 of the  Servicing  Agreement  to be
                           untrue in any material respect.

         5.       Assignor  hereby  agrees to indemnify  and hold the  Assignee  (and its  successors  and assigns)  harmless  against any and all claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the  representations  or  warranties  of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

         Recognition of Assignee

         6.       From and  after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans,  and  acknowledges  that the Assigned Loans will be part of a REMIC,  and will service the
Assigned  Loans in  accordance  with the  Servicing  Agreement  but in no event in a manner that would (i)
cause any REMIC to fail to qualify  as a REMIC or (ii)  result in the  imposition  of a tax upon any REMIC
(including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the
Code and the tax on  contributions  to a REMIC  set  forth in  Section  860G(d)  of the  Code).  It is the intention of  Assignor,  Company and Assignee  that this AAR  Agreement  shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waiver,  or otherwise alter any of the terms or provisions of the
Recognition  Agreement  or  the  Servicing  Agreement  which  amendment,  modification,  waiver  or  other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

         7.       Notwithstanding any term hereof to the contrary,  it is expressly  understood and agreed by the parties  hereto  that (a) the  execution  and  delivery of this AAR  Agreement  by the  Assignee is solely in its capacity as trustee (in such  capacity,  the “Trustee”) for Bear Stearns ALT-A Trust 2006-8,
Mortgage  Pass-Through  Certificates,  Series 2006-8 (the “Trust”),  pursuant to the Pooling and Servicing
Agreement  (the  “Pooling  and  Servicing  Agreement”),  dated as of December 1, 2006,  among SAMI II, the
Assignor,  the  Assignee,  Wells  Fargo  Bank,  National  Association,  as master  servicer  (the  “Master
Servicer”) and as securities administrator,  (b) each of the representations,  undertakings and agreements herein made on behalf of Bear  Stearns  ALT-A  Trust  2006-8 (the  “Trust”)  is made and  intended  not as personal  representations,  undertakings  and  agreements  of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no  circumstances  shall the Trustee be personally  liable for the payment of any  indebtedness  or expenses of the Assignee or the Trust or be liable for the breach or failure of any  obligation,  representation,  warranty or covenant  made or undertaken by the Assignee, the Assignor or the Trust under this AAR Agreement or made or  undertaken  by the  Assignee,  the Assignor or the Trust under the  Agreements  or the Pooling  and  Servicing  Agreement.  Any  recourse  against the
Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR  Agreement shall be  limited  solely to the  assets it may hold as  trustee  for Bear  Stearns  ALT-A  Trust  2006-8,
Mortgage Pass-Through Certificates, Series 2006-8.

         Miscellaneous

         8.       All demands,  notices and communications  related to the Assigned Loans, the Recognition
Agreement  and this AAR  Agreement  shall be in  writing  and shall be  deemed to have been duly  given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

                  (a)      In the case of Company,

                PHH Mortgage Corporation (formerly known as Cendant Mortgage
                Corporation)
                3000 Leadenhall Road
                Mail Stop: SVMP
                Mt. Laurel, New Jersey 08054
                Attention: Jack Webb
                Telecopier No.: (856) 917-8321

                  (b)      In the case of Bishop’s Gate,

                Bishop’s Gate Residential Mortgage Trust
                3000 Leadenhall Road
                Mail Stop: SVMP
                Mt. Laurel, New Jersey 08054
                Attention: Jack Webb
                Telecopier No.: (856) 917-8321

                  (c)      In the case of Assignor,

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, Texas 75067
                Attention: Conduit Seller Approval Dept.
                Facsimile: (214) 626-3751
                Email: sellerapproval@bear.com

                  (d)      In the case of the Securities Administrator,

                Wells Fargo Bank, National Association
                9062 Old Annapolis Road
                Columbia, Maryland 21045
                Attention: Client Manager, BSALTA 2006-8
                Telecopier No.: (410) 715-2380

                  (e)      In the case of Assignee,

                  Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, New York 10013
                  Attention:  Structured Finance Agency & Trust -BSALTA 2006-8
                  Telecopier No.: (212) 816-5527

         9.       Each party will pay any  commissions  it has  incurred  and the  Assignor  shall pay the fees of its  attorneys  and the  reasonable  fees of the  attorneys  of the  Assignee  and the  Company in connection  with the  negotiations  for,  documenting of and closing of the  transactions  contemplated by this AAR Agreement.

         10.      This AAR Agreement  shall be construed in  accordance  with the laws of the State of New
York,  without  regard  to  conflicts  of law  principles  (other  than  Section  5-1401  of the New  York
Obligations  Law), and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

         11.      No term or  provision  of this AAR  Agreement  may be waived  or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         12.      This AAR  Agreement  shall  inure to the  benefit of the  successors  and assigns of the parties  hereto.  Any entity  into which  Assignor,  Assignee  or  Company  may be merged or  consolidated shall,  without  the  requirement  for any  further  writing,  be deemed  Assignor,  Assignee  or Company, respectively, hereunder.

         13.      This AAR Agreement  shall survive the conveyance of the Assigned  Loans,  the assignment of the  Recognition  Agreement  to the  extent of the  Assigned  Loans by  Assignor  to  Assignee  and the
termination of the Recognition Agreement.

         14.      This AAR Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         15.      In the event that any  provision of this AAR Agreement  conflicts  with any provision of the  Recognition  Agreement  with respect to the Assigned  Loans,  the terms of this AAR  Agreement  shall control.

         16.      The Company hereby  acknowledges  that Wells Fargo Bank,  National  Association has been appointed as the master  servicer of the Assigned Loans  pursuant to the Pooling and Servicing  Agreement, dated as of December 1, 2006,  among Structured  Asset Mortgage  Investments II Inc., the Assignor,  Wells
Fargo Bank,  National  Association  and the Assignee and therefor has the right to enforce all obligations of the Company  under the  Recognition  Agreement.  The  Company  shall make all  distributions  under the
Recognition Agreement to the Master Servicer by wire transfer of immediately available funds to:

                           Wells Fargo Bank, National Association
                           ABA# 121000248
                           Account Name: SAS Clearing
                           Account # 3970771416
                           For Further Credit to: BSALTA 2006-8, Account #50977100.

          and the Company shall deliver all reports required to be delivered under the Recognition
  Agreement to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

                           Wells Fargo Bank, National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: BSALTA 2006-8
                           Telecopier No.: (410) 715-2380

         IN WITNESS  WHEREOF,  the parties  hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:_______________________________________________
Name:
Title:

CITIBANK, N.A., not in its individual
capacity but solely as trustee for the holders
of Bear Stearns ALT-A Trust, Mortgage
Pass-Through Certificates, Series 2006-8, as Assignee

By:_______________________________________________
Name:
Title:

PHH MORTGAGE CORPORATION
Company

By:_______________________________________________
Name:
Title:

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST
By:      PHH Mortgage Corporation, as Administrator

By:_______________________________________________
Name:
Title:

ACKNOWLEDGED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:_______________________________________________
Name:
Title:

                                               ATTACHMENT I

                                          ASSIGNED LOAN SCHEDULE

                                         (Provided upon request)

                                               ATTACHMENT 2

                                          RECOGNITION AGREEMENT

                                          (Provided upon request)

                                                                                              EXHIBIT I-17
                                          RECOGNITION AGREEMENT

         This is a  Recognition  Agreement  (this  “Recognition  Agreement”)  made as of December 1, 2006, between EMC Mortgage  Corporation  (the “EMC”) and PHH  Mortgage  Corporation  (formerly  known as Cendant
Mortgage Corporation) (the “Company”).

         WHEREAS,  EMC  acquired  the  mortgage  loans  identified  on  Attachment  1 hereto (the  “2000-1
Mortgage  Loans”) through the exercise of an optional  redemption right held by EMC in connection with the
Structured Asset Mortgage Investments Trust 2000-1, Mortgage Pass-Through Certificates, Series 2000-1;

         WHEREAS,  EMC  acquired  the  mortgage  loans  identified  on  Attachment  2 hereto (the  “2003-2
Mortgage  Loans”) through the exercise of an optional  redemption right held by EMC in connection with the
Bear Stearns ALT-A Mortgage Pass-Through Certificates, Series 2003-2;

         WHEREAS,  EMC  acquired  the  mortgage  loans  identified  on  Attachment  3 hereto (the  “2003-4
Mortgage  Loans”) through the exercise of an optional  redemption right held by EMC in connection with the
Bear Stearns ALT-A Mortgage Pass-Through Certificates, Series 2003-4;

         WHEREAS,  EMC  acquired  the  mortgage  loans  identified  on  Attachment  4 hereto (the  “2003-7
Mortgage  Loans” and,  together with the 2000-1  Mortgage Loans , the 2003-2 Mortgage Loans and the 2003-4
Mortgage Loans,  the “Mortgage  Loans”) through the exercise of an optional  redemption  right held by EMC in connection with the Bear Stearns ALT-A Mortgage Pass-Through Certificates, Series 2003-7;

         WHEREAS,  the Company is currently  servicing  the Mortgage  Loans in  accordance  with the terms and conditions of that certain  Mortgage Loan Flow  Purchase,  Sale and Servicing  Agreement,  dated as of
April 26, 2001 (the “Servicing  Agreement”),  among the Company,  Bishop’s Gate Residential Mortgage Trust and EMC Mortgage Corporation.

         In consideration of the mutual promises and agreements  contained herein,  and for other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged,  the parties hereto agree  that  the  Mortgage  Loans  shall  be  subject  to the  terms of this  Recognition  Agreement.  Any capitalized  term used and not otherwise  defined  herein shall have the meaning  assigned to such term in the Servicing Agreement.

Recognition of EMC

         From and after the date hereof,  Company shall  recognize EMC as owner of the Mortgage  Loans and will service the  Mortgage  Loans for EMC pursuant to the terms of the  Servicing  Agreement  (as modified herein) as if EMC and Company had entered into a separate  servicing  agreement  for the  servicing of the
Mortgage  Loans in the form of the  Servicing  Agreement  (as  modified  herein),  the  terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

         The Company  hereby  acknowledges  that EMC will  assign  certain of the  Mortgage  Loans and the
Servicing  Agreement to Citibank,  N.A., as trustee for the holders of Bear Stearns Alt-A Trust,  Mortgage
Pass-Through  Certificates,  Series  2006-8  (the  “Trustee”),  on  December  28,  2006  pursuant  to that certain  Assignment,  Assumption  and  Recognition  Agreement,  dated as of  December  28,  2006 (the “AAR
Agreement”)  among EMC,  the Trustee and the  Company.  Company  hereby  acknowledges  and consents to the assignment  by EMC to the Trustee of all of EMC’s  rights  against  Company  pursuant to this  Recognition
Agreement  and to the  enforcement  or exercise of any right or remedy  against  Company  pursuant to this
Recognition  Agreement by the Trustee.  Such  enforcement  of a right or remedy by the Trustee  shall have the same  force and effect as if the right or remedy  had been  enforced  or  exercised  by EMC  directly.
Notwithstanding  anything in this Recognition  Agreement to the contrary,  Company acknowledges and agrees that its  obligation  to  service  the  Mortgage  Loans  affected  by this  Recognition  Agreement  is not conditional upon EMC’s subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

         1.       EMC warrants and represents to Company as of the date hereof:

                  a.       EMC is a  corporation  duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  formation  and has full  power and
                           authority  to  execute,   deliver  and  perform  its  obligations   under  this
                           Recognition  Agreement,  and to consummate the  transactions  set forth herein.
                           The  consummation  of  the   transactions   contemplated  by  this  Recognition
                           Agreement  is in the  ordinary  course of EMC’s  business and will not conflict with,  or result in a breach of, any of the terms,  conditions or provisions of
                           EMC’s charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to which EMC is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which EMC or its property is subject.  The execution,  delivery and performance by  EMC  of  this  Recognition  Agreement  and  the  consummation  by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary action on the part of EMC.  This  Recognition  Agreement has been duly executed and  delivered by EMC and, upon the due  authorization,  execution and delivery by Company,  will  constitute the valid and legally  binding  obligation of EMC enforceable  against EMC in accordance with its terms except as  enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar  laws  now  or  hereafter  in  effect  relating  to  creditors’  rights
                           generally,   and  by  general   principles  of  equity  regardless  of  whether
                           enforceability is considered in a proceeding in equity or at law; and

                  b.       No material  consent,  approval,  order or  authorization  of, or  declaration, filing  or  registration  with,  any  governmental  entity  is  required  to be obtained  or  made  by  EMC in  connection  with  the  execution,  delivery  or performance by EMC of this Recognition Agreement,  or the consummation by it of the transactions contemplated hereby.

         2.       Company warrants and represents to, and covenants with, EMC as of the date hereof:

                  a.       Attached  hereto as  Attachment 5 is a true and accurate  copy of the Servicing
                           Agreement;

                  b.       Company is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and
                           authority  to  service  the  Mortgage   Loans  and  otherwise  to  perform  its
                           obligations under the Servicing Agreement and this Recognition Agreement;

                  c.       Company has full corporate power and authority to execute,  deliver and perform its  obligations  under  this  Recognition  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by  this  Recognition  Agreement  is in the  ordinary  course  of
                           Company’s  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company’s  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order,  judgment or decree to which Company or its property is  subject.  The  execution,  delivery  and  performance  by  Company  of this
                           Recognition   Agreement  and  the   consummation  by  it  of  the  transactions
                           contemplated  hereby,  have been duly  authorized  by all  necessary  corporate action  on the part of  Company.  This  Recognition  Agreement  has  been  duly executed and delivered by Company,  and, upon the due authorization,  execution and delivery by EMC, will constitute the valid and legally  binding  obligation of Company,  enforceable against Company in accordance with its terms except as enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors’ rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

                  d.       No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company  in  connection  with the  execution,  delivery  or  performance  by
                           Company  of  this  Recognition  Agreement,  or  the  consummation  by it of the transactions contemplated hereby.

Modification of the Servicing Agreement

         The Company and EMC hereby modify the Servicing  Agreement  with respect to the Mortgage Loans as follows:

         The following definitions shall be added to Section 1.01 of the Servicing Agreement:

                 Assignee:  Citibank,  N.A.,  as trustee  for the  holders of Bear  Stearns  ALT-A  Trust,
         Mortgage Pass-Through Certificates, Series 2006-8.

                 Commission or SEC:  The United States Securities and Exchange Commission.

                 Company:  The Servicer.

                 Depositor: SAMI II.

                 Exchange Act:  The Securities Exchange Act of 1934, as amended.

                 Master Servicer: Wells Fargo Bank, National Association or any successor thereto.

                 Nonrecoverable   Advance:   Any  portion  of  a  Monthly  Advance  or  Servicing  Advance previously made or proposed to be made by the Company  pursuant to this  Agreement,  that, in the good faith judgment of the Company,  will not or, in the case of a proposed  advance,  would not, be ultimately  recoverable by it from the related Mortgagor or the related Liquidation  Proceeds,
         Insurance  Proceeds,  Condemnation  Proceeds or otherwise  with  respect to the related  Mortgage
         Loan.

                 Pooling and Servicing  Agreement:  That certain  pooling and servicing  agreement,  dated as of December 1, 2006, among SAMI II, the Trustee, the Master Servicer and EMC.

                 Prepayment  Penalty:  With respect to any  Mortgage  Loan,  the charges or  premiums,  if any, due in  connection  with a full or partial  prepayment  of such  Mortgage Loan in accordance with the terms thereof.

                 Qualified  Correspondent:  Any Person from which the Company  purchased  Mortgage  Loans, provided that the following  conditions  are satisfied:  (i) such Mortgage Loans were  originated pursuant to an agreement  between the Company and such Person that  contemplated that such Person would  underwrite  mortgage loans from time to time, for sale to the Company,  in accordance with underwriting  guidelines  designated by the Company (“Designated  Guidelines”) or guidelines that do not vary  materially from such  Designated  Guidelines;  (ii) such Mortgage Loans were in fact underwritten  as described in clause (i) above and were  acquired by the Company  within 180 days after  origination;  (iii) either (x) the Designated  Guidelines  were, at the time such Mortgage
         Loans were  originated,  used by the Company in origination of mortgage loans of the same type as the Mortgage  Loans for the Company’s own account or (y) the Designated  Guidelines  were, at the time such Mortgage Loans were  underwritten,  designated by the Company on a consistent basis for use by lenders  in  originating  mortgage  loans to be  purchased  by the  Company;  and (iv) the
         Company employed,  at the time such Mortgage Loans were acquired by the Company,  pre-purchase or post-purchase  quality assurance procedures (which may involve,  among other things,  review of a sample of  mortgage  loans  purchased  during a  particular  time  period or  through  particular channels)  designed  to ensure that  Persons  from which it  purchased  mortgage  loans  properly applied the underwriting criteria designated by the Company.

                 Regulation  AB: Subpart  229.1100 - Asset Backed  Securities  (Regulation  AB), 17 C.F.R.
         §§229.1100-229.1123,  as  amended  from  time to time,  and  subject  to such  clarification  and interpretation  as have been  provided by the  Commission in the adopting  release  (Asset-Backed
         Securities,  Securities Act Release No. 33-8518,  70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by
         the staff of the  Commission,  or as may be provided by the  Commission or its staff from time to time.

                 REMIC  Provisions:  The  provisions  of the  federal  income tax law  relating to REMICs, which appear at Sections 860A through 860G of the Code, and related  provisions  and  regulations promulgated thereunder, as the foregoing may be in effect from time to time.

                 SAMI II:  Structured Asset Mortgage Investments II Inc.

                 Securities Act:  The Securities Act of 1933, as amended.

                 Securitization  Transaction:  Any  transaction  involving  either  (1) a  sale  or  other transfer of some or all of the Mortgage  Loans  directly or  indirectly  to an issuing  entity in connection  with  an  issuance  of  publicly  offered  or  privately  placed,  rated  or  unrated mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the
         Mortgage Loans

                 Servicing  Criteria:  As of any  date of  determination,  the  “servicing  criteria”  set forth  in  Item  1122(d)  of  Regulation  AB,  or  any  amendments  thereto,  a  summary  of  the requirements  of which as of the date hereof is attached  hereto as Exhibit 16 for convenience of reference  only.  In the event of a conflict  or  inconsistency  between  the terms of Exhibit 16 and the text of Item 1122(d) of  Regulation  AB, the text of Item 1122(d) of  Regulation AB shall control (or those Servicing Criteria  otherwise mutually agreed to by the Purchaser,  the Company and any Person that will be responsible  for signing any Sarbanes  Certification  with respect to a  Securitization  Transaction  in response  to evolving  interpretations  of  Regulation  AB and incorporated into a revised Exhibit 16).

                 Stated  Principal  Balance:  As to each  Mortgage  Loan as of any date of  determination,
         (i) the  principal  balance of such  Mortgage  Loan at the Cut-off  Date after  giving  effect to payments  of  principal  due on or before  such  date,  whether or not  received,  minus (ii) all amounts  previously  distributed to the Purchaser with respect to the Mortgage Loan  representing payments or recoveries of principal or advances in lieu thereof.

                 Static Pool  Information:  Static pool  information  as described in Item  1105(a)(1)-(3)
         and 1105(c) of Regulation AB.

                 Subcontractor:  Any vendor,  subcontractor  or other Person that is not  responsible  for
         the  overall   servicing  (as   “servicing”  is  commonly   understood  by  participants  in  the
         mortgage-backed  securities  market)  of  Mortgage  Loans  but  performs  one  or  more  discrete functions  identified in Item 1122(d) of  Regulation AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

                 Subservicer:  Any Person  that  services  Mortgage  Loans on behalf of the Company or any
         Subservicer and is responsible for the performance  (whether directly or through  Subservicers or
         Subcontractors)  of a  substantial  portion of the material  servicing  functions  required to be performed  by  the  Company  under  this  Agreement  or any  Reconstitution  Agreement  that  are identified in Item 1122(d) of Regulation AB.

                 Third-Party  Originator:  Each  Person,  other  than  a  Qualified  Correspondent,   that
         originated Mortgage Loans acquired by the Company.

                 Trustee: Citibank, N.A..

         The definition of Eligible Account is deleted in its entirety and replaced with the following:

                  Eligible Account:  Any of (i) an account or accounts  maintained with a federal or state  chartered  depository  institution or trust company,  the long-term  unsecured debt  obligations  and short-term  unsecured debt  obligations of which (or, in the case of a depository  institution  or trust  company that is the  principal  subsidiary  of a holding company,  the debt  obligations of such holding  company,  so long as Moody’s is not a  Rating  Agency)  are  rated  by each  Rating  Agency  in one of its  two  highest long-term and its highest  short-term  rating categories  respectively,  at the time any amounts are held on deposit  therein,  or (ii) an account or  accounts  in a  depository institution  or trust  company in which such  accounts  are  insured by the FDIC (to the limits  established  by the FDIC)  and the  uninsured  deposits  in which  accounts  are otherwise  secured such that,  as  evidenced  by an Opinion of Counsel  delivered to the
         Trustee and to each Rating Agency, the  Certificateholders  have a claim with respect to the funds in such account or a perfected first priority  security  interest  against any collateral  (which shall be limited to Permitted  Investments)  securing such funds that is  superior  to  claims  of  any  other  depositors  or  creditors  of  the  depository institution  or trust  company in which such  account  is  maintained,  or (iii) a trust account or accounts  maintained  with the  corporate  trust  department  of a federal or state  chartered  depository  institution or trust company having capital and surplus of not less than  $50,000,000,  acting in its fiduciary  capacity or (iv) any other account acceptable  to the Rating  Agencies  or in  accordance  with the  Fannie  Mae  servicing guide.  Eligible  Accounts may bear interest,  and may include,  if otherwise  qualified under this definition, accounts maintained with the Trustee.

         Subsection  (7) of Section  3.01 of the  Servicing  Agreement  shall be replaced in its  entirety with the following (new text is underlined):

         (7)      There has been no change in the servicing  policies and  procedures,  business, operations,  financial  condition,  properties or assets of the  applicable  Seller that would  have a  material  adverse  effect  on the  ability  of the  applicable  Seller to perform its obligations under this Agreement;

         The following shall be added as Subsection (15) of Section 3.01 of the Servicing Agreement:

         (15)     As of the  date of each  Securitization  Transaction,  and  except  as has been otherwise  disclosed to the Purchaser,  any Master  Servicer and any  Depositor:  (1) no
         default  or  servicing  related  performance  trigger  has  occurred  as  to  any  other securitization  due to any  act or  failure  to  act of the  Servicer;  (2) no  material noncompliance  with applicable  servicing  criteria as to any other  securitization  has been  disclosed or reported by the  Servicer;  (3) the Servicer has not been  terminated as servicer in a  residential  mortgage loan  securitization,  either due to a servicing default or to application of a servicing  performance  test or trigger;  (4) no material changes to the  Servicer’s  servicing  policies  and  procedures  for similar  loans has occurred  in the  preceding  three  years;  (5) there are no aspects  of the  Servicer’s financial  condition  that could have a material  adverse  impact on the  performance by the Servicer of its obligations  hereunder;  (6) there are no legal proceedings pending, or known to be  contemplated  by  governmental  authorities,  against the Servicer  that could  be  material  to  investors  in the  securities  issued  in  such  Securitization
         Transaction;  and (7) there are no affiliations,  relationships or transactions relating to the Servicer of a type that are described under Item 1119 of Regulation AB.

         Subsection  (33) of Section  3.03 of the  Servicing  Agreement  shall be replaced in its entirety with the following:

         (33)     The related Mortgagor (1) is not the subject of any Insolvency Proceeding;  and
         (2)  has  not  notified  the  Seller  of any  relief  requested  by or  allowed  to such
         Mortgagor under the Servicemembers Civil Relief Act;

         The following shall be added as Subsection (50) of Section 3.03 of the Servicing Agreement:

         (50)     With respect to each Mortgage Loan,  information  regarding the borrower credit files related to such Mortgage Loan has been furnished to credit  reporting  agencies in compliance  with the  provisions  of the Fair Credit  Reporting  Act and the  applicable implementing regulations.

         Section 3.05 of the Servicing Agreement shall be replaced in its entirety with the following:

         Section 3.05.     Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Funding  Date,  on one or  more  dates  (each  a  “Reconstitution  Date”)  at the
Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”)  of some or all of the
Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third  party  purchasers  in one or more in whole loan  transfers  (each,  a
“Whole Loan Transfer”); or

         (b)      one  or  more  trusts  or  other   entities  to  be  formed  as  part  of  one  or  more
Securitization Transactions.

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially in the form of Exhibit 2.05 hereto,  or, at Purchaser’s  request,  a seller’s  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Securitization   Transaction,  a  pooling  and  servicing  agreement  in  form  and  substance  reasonably acceptable  to  the  parties,  (collectively  the  agreements  referred  to  herein  are  designated,  the
“Reconstitution  Agreements”).  It is understood that any such Reconstitution  Agreements will not contain any greater  obligations  on the part of Company  than are  contained in this  Agreement.  Notwithstanding anything  to the  contrary in this  Section  3.05,  the Company  agrees that it is required to perform the obligations described in Exhibit 14 hereto.

         With respect to each Whole Loan  Transfer  and each  Securitization  Transaction  entered into by the  Purchaser,  the  Company  agrees  (1) to  cooperate  fully  with the  Purchaser  and any  prospective purchaser with respect to all reasonable requests and due diligence  procedures;  (2) to execute,  deliver and perform all  Reconstitution  Agreements  required by the  Purchaser as are  customary in the industry;
(3) to restate the  representations  and  warranties  set forth in this  Agreement as of the settlement or closing date in connection with such  Reconstitution  (each, a “Reconstitution  Date”),  but modified,  if necessary, to reflect changes since the Funding Date.

         In addition,  the Company  shall provide to any master  servicer or issuer in  connection  with a
Securitization Transaction, as the case may be, and any other participants in such Reconstitution:

         (i)      any and all  information  and  appropriate  verification  of  information  which  may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

         (ii)     such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

         (iii)    within 5 Business Days after request by the Purchaser,  the information  with respect to the Company (as originator) and each  Third-Party  Originator of the Mortgage Loans as required under Item
1110(a)  and (b) of  Regulation  AB, a summary  of the  requirements  of which  has of the date  hereof is attached  hereto as Exhibit 17 for  convenience of reference  only, as determined by Purchaser in its sole
reasonable  discretion.   If  requested  by  the  Purchaser,  this  will  include  information  about  the applicable credit-granting or underwriting criteria;

         (iv)     within 5 Business  Days after request by the  Purchaser,  the Company shall provide (or, as applicable,  cause each Third-Party  Originator to provide) Static Pool Information with respect to the mortgage  loans (of a similar type as the Mortgage  Loans,  as  reasonably  identified by the Purchaser as provided  below)  originated  by (i) the  Company,  if the  Company is an  originator  of  Mortgage  Loans
(including  as  an  acquirer  of  Mortgage  Loans  from  a  Qualified  Correspondent),  and/or  (ii)  each
Third-Party  Originator.  Such Static Pool  Information  shall be prepared by the Company (or  Third-Party
Originator)  on the  basis of its  reasonable,  good  faith  interpretation  of the  requirements  of Item
1105(a)(1)-(3)  and (c) of Regulation AB. To the extent that there is reasonably  available to the Company
(or  Third-Party  Originator)  Static Pool  Information  with respect to more than one mortgage loan type, the  Purchaser  or any  Depositor  shall be entitled to specify  whether  some or all of such  information shall be provided  pursuant to this paragraph.  The content of such Static Pool  Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.
Such Static Pool Information for each vintage  origination year or prior  securitized pool, as applicable, shall be presented in increments no less  frequently  than  quarterly  over the life of the mortgage loans included in the vintage  origination year or prior  securitized  pool. The most recent periodic  increment must be as of a date no later  than  135  days  prior  to the  date of the  prospectus  or other  offering document in which the Static Pool  Information is to be included or incorporated by reference.  The Static
Pool  Information  shall be  provided in an  electronic  format  that  provides a permanent  record of the information  provided,  such as a portable  document  format (pdf) file, or other such  electronic  format reasonably required by the Purchaser or the Depositor, as applicable;

         (v)      within 5 Business Days after request by the Purchaser,  information  with respect to the
Company  (as  servicer)  as  required  by  Item  1108(b)  and  (c) of  Regulation  AB,  a  summary  of the requirements  of  which as of the date  hereof  is  attached  hereto  as  Exhibit  17 for  convenience  of reference  only,  as  determined  by Purchaser in its sole  discretion.  In the event that the Company has delegated  any  servicing  responsibilities  with  respect to the  Mortgage  Loans to a  Subservicer,  the
Company shall provide the information required pursuant to this clause with respect to the Subservicer;

         (vi)     within 5 Business Days after request by the Purchaser,

                  (a) information  regarding any legal  proceedings  pending (or known to be contemplated)
         against the Company (as  originator  and as servicer)  and each other  originator of the Mortgage
         Loans  and  each  Subservicer  as  required  by Item  1117 of  Regulation  AB, a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit 17 for convenience of reference only, as determined by Purchaser in its sole discretion,

                  (b) information  regarding  affiliations  with respect to the Company (as originator and as servicer) and each other  originator of the Mortgage  Loans and each  Subservicer  as required by Item 1119(a) of Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit 17 for  convenience of reference  only, as determined by Purchaser in its sole discretion, and

                  (c) information  regarding  relationships  and transactions  with respect to the Company
         (as  originator  and as  servicer)  and each  other  originator  of the  Mortgage  Loans and each
         Subservicer as required by Item 1119(b) and (c) of Regulation  AB, a summary of the  requirements of which as of the date  hereof is attached  hereto as Exhibit 17 for  convenience  of  reference only, as determined by Purchaser in its sole discretion;

         (vii)    if so requested by the Purchaser,  the Company shall provide (or, as  applicable,  cause each  Third-Party  Originator to provide),  at the expense of the  requesting  party (to the extent of any additional  incremental expense associated with delivery pursuant to this Agreement),  such statements and agreed-upon  procedures letters of certified public accountants  reasonably acceptable to the Purchaser or
Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for securitizations  closed on or after  December  1, 2006 or, in the case of  Static  Pool  Information  with respect to the  Company’s or  Third-Party  Originator’s  originations  or  purchases,  to calendar  months commencing  December 1, 2006, or to any financial  information  included in any other disclosure  provided under this Section 3.05, as the Purchaser or such Depositor  shall  reasonably  request.  Such  statements and  letters  shall be  addressed  to and be for the  benefit  of such  parties as the  Purchaser  or such
Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor and any
broker  dealer  acting  as  underwriter,   placement  agent  or  initial   purchaser  with  respect  to  a
Securitization  Transaction.  Any such  statement  or letter  may take the form of a  standard,  generally applicable  document  accompanied by a reliance letter authorizing  reliance by the addressees  designated by the Purchaser or such Depositor;

         (viii) for the  purpose of  satisfying  the  reporting  obligation  under the  Exchange  Act with respect to any class of asset-backed  securities,  the Company shall (or shall cause each  Subservicer and
Third-Party  Originator  to) (i) provide  prompt  notice to the  Purchaser,  any Master  Servicer  and any
Depositor in writing of (A) any material  litigation or  governmental  proceedings  involving the Company, any  Subservicer  or any  Third-Party  Originator,  (B) any  affiliations  or  relationships  that develop following the closing date of a  Securitization  Transaction  between the Company,  any Subservicer or any
Third-Party  Originator  and any of the  parties  specified  in clause  (7) of  Section  3.01(15)  of this
Agreement  (and any other  parties  identified  in writing by the  requesting  party) with respect to such
Securitization  Transaction,  (C)  any  Event  of  Default  under  the  terms  of  this  Agreement  or any
Reconstitution  Agreement,  (D) any merger,  consolidation or sale of  substantially  all of the assets of the Company,  and (E) the Company’s  entry into an agreement  with a  Subservicer  to perform or assist in the performance of any of the Company’s  obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the Purchaser and any Depositor a description  of such  proceedings,  affiliations  or relationships;

         All  notification  pursuant to this Section  3.05(b)(viii),  other than those pursuant to Section
3.05(b)(viii)(i)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 3.05(b)(viii)(i)(A) should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         (ix)     If so  requested  by the  Purchaser or any  Depositor  on any date,  the Company  shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations and  warranties  set forth in  Section  3.01(15)  of this  Agreement  or, if any such  representation  and warranty is not accurate as of the date of such request,  provide  reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party;

         (x)      as a  condition  to the  succession  to the  Company or any  Subservicer  as servicer or subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company shall provide to the Purchaser,  any Master  Servicer and any Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,
(x)  written  notice to the  Purchaser,  any Master  Servicer  and any  Depositor  of such  succession  or appointment and (y) in writing and in form and substance  reasonably  satisfactory  to the Purchaser,  any
Master Servicer and such  Depositor,  all information  reasonably  requested by the Purchaser,  any Master
Servicer or any  Depositor in order to comply with its  reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (xi) in addition to such  information  as the  Company,  as  servicer,  is  obligated  to provide pursuant to other  provisions  of this  Agreement,  not later than ten days prior to the  deadline for the filing  of any  distribution  report  on Form  10-D in  respect  of any  Securitization  Transaction  that includes  any of the  Mortgage  Loans  serviced  by the  Company or any  Subservicer,  the Company or such
Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party  responsible for filing such report  (including,  if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all information,  data, and materials  related thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the provisions of Regulation AB referenced below):

                           (A)      any  material  modifications,  extensions  or  waivers  of pool  asset terms,  fees,  penalties or payments  during the  distribution  period or that have  cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (B)      material  breaches  of pool asset  representations  or  warranties  or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      information regarding new asset-backed  securities issuances backed by
         the  same  pool  assets,   any  pool  asset  changes  (such  as,   additions,   substitutions  or
         repurchases),  and any  material  changes in  origination,  underwriting  or other  criteria  for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

         (xii) the  Company  shall  provide to the  Purchaser,  any  Master  Servicer  and any  Depositor,
evidence of the  authorization  of the person  signing any  certification  or  statement,  copies or other evidence of Fidelity Bond Insurance and Errors and Omission  Insurance policy,  financial  information and reports,  and such other  information  related to the  Company or any  Subservicer  or the Company or such
Subservicer’s performance hereunder.

         In the event of a conflict or  inconsistency  between the terms of Exhibit 17 and the text of the applicable  Item of Regulation  AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

         The Company shall  indemnify the  Purchaser,  each  affiliate of the  Purchaser,  and each of the following parties  participating in a Securitization  Transaction:  each sponsor and issuing entity;  each
Person  (including,  but  not  limited  to,  any  Master  Servicer,  if  applicable)  responsible  for the preparation,  execution or filing of any report  required to be filed with the Commission  with respect to such Securitization  Transaction,  or for execution of a certification  pursuant to Rule 13a-14(d) or Rule
15d-14(d)  under the Exchange  Act with respect to such  Securitization  Transaction;  each broker  dealer acting as  underwriter,  placement  agent or  initial  purchaser,  each  Person who  controls  any of such parties or the  Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the
Exchange  Act);  and the  respective  present  and  former  directors,  officers,  employees,  agents  and affiliates of each of the foregoing and of the Depositor  (each, an “Indemnified  Party”),  and shall hold each of them harmless from and against any claims, losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

         (i)(A) any untrue  statement  of a material  fact  contained  or alleged to be  contained  in any information,  report,  certification,  data,  accountants’  letter or other  material  provided under this
Section  3.05 by or on behalf of the Company,  or provided  under this Section 3.05 by or on behalf of any
Subservicer,  Subcontractor or Third-Party Originator  (collectively,  the “Company Information”),  or (B)
the  omission or alleged  omission  to state in the Company  Information  a material  fact  required to be stated in the Company  Information or necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading;  provided,  by way of  clarification,  that clause (B) of this paragraph  shall be construed  solely by reference to the Company  Information  and not to any other  information  communicated  in  connection  with a sale or  purchase of  securities,  without regard  to  whether  the  Company  Information  or any  portion  thereof  is  presented  together  with or separately from such other information;

         (ii) any breach by the Company of its obligations  under Sections 3.05,  7.04 or 7.07,  including particularly  any  failure  by  the  Company,  any  Subservicer,  any  Subcontractor  or  any  Third-Party
Originator to deliver any information,  report, certification,  accountants’ letter or other material when and as  required  under  Sections  3.05,  7.04 or 7.07,  including  any failure by the Company to identify pursuant to Section 12.12 any Subcontractor  “participating in the servicing  function” within the meaning of Item 1122 of Regulation AB;

         (iii) any breach by the Company of a  representation  or warranty set forth in Section 3.01 or in a writing  furnished  pursuant to Section  3.01(16) and made as of a date prior to the closing date of the related Securitization  Transaction,  to the extent that such breach is not cured by such closing date, or any breach by the  Company of a  representation  or warranty  in a writing  furnished  pursuant to Section
3.01(16) to the extent made as of a date subsequent to such closing date; or

         (iv)     the  negligence,  bad faith or willful  misconduct of the Company in connection with its performance under Sections 3.05, 7.04 or 7.07.

         If the  indemnification  provided for herein is unavailable or  insufficient  to hold harmless an
Indemnified  Party,  then the  Company  agrees that it shall  contribute  to the amount paid or payable by such  Indemnified  Party as a result of any  claims,  losses,  damages  or  liabilities  incurred  by such
Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such  Indemnified
Party on the one hand and the Company on the other.

         In the case of any failure of performance  described above, the Company shall promptly  reimburse the Purchaser,  any Depositor, as applicable,  and each Person responsible for the preparation,  execution or filing of any report  required  to be filed with the  Commission  with  respect to such  Securitization
Transaction,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the
Exchange Act with respect to such  Securitization  Transaction,  for all costs reasonably incurred by each such  party in order to  obtain  the  information,  report,  certification,  accountants’  letter or other material not delivered as required by the Company,  any Subservicer,  any Subcontractor or any Third-Party
Originator.

         This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         In  connection  with such a  securitization,  the  Purchaser  may be  required to engage a master
servicer  or  trustee  to  determine  the   allocation  of  payments  to  and  make   remittances  to  the
certificateholders,  at the  Purchaser’s  sole cost and  expense.  In the event that a master  servicer or trustee to determine  the  allocation of payments to and make  remittances  to the  certificateholders  is requested by the  Purchaser,  the Servicer  agrees to service the Mortgage  Loans in  accordance  with the reasonable and customary  requirements of such securitization,  which may include the Servicer’s acting as a subservicer in a master  servicing  arrangement.  With respect to the then owners of the Mortgage Loans, the Servicer shall  thereafter deal solely with such master  servicer or trustee,  as the case may be with respect to such Mortgage Loans which are subject to the  Securitization  and shall not be required to deal with any other party with respect to such Mortgage Loans. The cost of such  securitization  shall be borne by the Purchaser, other than the Seller’s overhead or employees’ salaries.

         The following  shall be added after the first  sentence of Subsection  (1) of Section 5.01 of the
Servicing Agreement:

                  The Servicer  shall furnish  information  regarding  the borrower  credit files related to such  Mortgage  Loan to credit  reporting  agencies  in  compliance  with the
         provisions  of  the  Fair  Credit   Reporting  Act  and  the   applicable   implementing
         regulations.

         The following shall be added as the second paragraph of Section 5.02 of the Servicing Agreement:

                  The Servicer  shall not waive (or permit a subservicer to waive) any Prepayment
         Penalty unless:  (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership  and other  similar laws  relating to  creditors’
         rights  generally,  (ii) the  enforcement  thereof is  illegal,  or any local,  state or federal  agency has  threatened  legal  action if the  prepayment  penalty is  enforced,
         (iii) the mortgage debt has been  accelerated in connection  with a foreclosure or other involuntary  payment or (iv) such waiver is standard and customary in servicing  similar
         Mortgage Loans and relates to a default or a reasonably  foreseeable  default and would, in the reasonable  judgment of the Servicer,  maximize recovery of total proceeds taking into account the value of such  Prepayment  Penalty and the related  Mortgage  Loan.  In no event will the Servicer waive a Prepayment  Penalty in connection  with a refinancing of a  Mortgage  Loan  that is not  related  to a  default  or a  reasonably  foreseeable default.  If a Prepayment Penalty is waived,  but does not meet the standards  described above,  then the  Servicer  is  required  to pay the  amount of such  waived  Prepayment
         Penalty by  depositing  such  amount  into the  Collection  Account  by the  immediately succeeding Remittance Date.

         Subsection  (6) of Section  5.05 of the  Servicing  Agreement  shall be replaced in its  entirety with the following:

         (6)      to pay to itself as additional  servicing  compensation  any interest earned on funds in the  Collection  Account (all such  interest to be withdrawn  monthly not later than each Remittance Date);

         The following  paragraphs  are added after the second  paragraph of Section 5.13 of the Servicing
Agreement:

                  “Notwithstanding  anything in this Agreement to the contrary,  the Servicer (a)
         shall not permit any  modification  with respect to any Mortgage  Loan that would change the Mortgage  Interest  Rate and (b) shall not (unless the  Mortgagor is in default with respect to the  Mortgage  Loan or such  default  is, in the  judgment  of the  Servicer, reasonably  foreseeable)  make or permit any  modification,  waiver or  amendment of any term of any Mortgage  Loan that would both (i) effect an exchange or  reissuance of such
         Mortgage  Loan  under  Section  1001 of the Code (or  Treasury  regulations  promulgated thereunder)  and (ii) cause the Trust Fund to fail to qualify as a REMIC  under the Code or the imposition of any tax on “prohibited  transactions” or “contributions”  after the startup date under the REMIC Provisions.

                  Prior to taking any action  with  respect to the  Mortgage  Loans  which is not contemplated  under the terms of this Agreement,  the Servicer will obtain an Opinion of
         Counsel  acceptable  to the Trustee  with respect to whether such action could result in the  imposition  of a tax  upon  the  REMIC  (including  but not  limited  to the tax on prohibited  transactions  as defined in  Section  860F(a)(2)  of the Code and the tax on contributions  to a REMIC set forth in Section  860G(d) of the Code) (either such event, an “Adverse  REMIC  Event”),  and the  Servicer  shall not take any such action or cause the Trust Fund to take any such action as to which it has been  advised  that an Adverse
         REMIC Event could occur.

                  The  Servicer  shall not permit the  creation  of any  “interests”  (within the meaning of Section  860G of the Code) in the REMIC.  The  Servicer  shall not enter into any  arrangement  by which  the  REMIC  will  receive  a fee or other  compensation  for services  nor permit the REMIC to receive any income from assets  other than  “qualified mortgages” as defined in Section  860G(a)(3) of the Code or “permitted  investments”  as defined in Section 860G(a)(5) of the Code.

                  Any REO Property  shall be disposed of by the Servicer  before the close of the third  taxable year  following the taxable year in which the Mortgage Loan became an REO
         Property, unless the Servicer is otherwise directed by the Assignee.”

         The following shall replace the first paragraph of Section 6.02 of the Servicing Agreement:

         On or before the fifth (5th)  Business  Day of each month  during the term  hereof,  the Servicer shall deliver to the Purchaser  monthly  accounting  reports  substantially in the form of Exhibits 11 and
12  attached  hereto  with  respect to the most  recently  ended Due  Period,  or in such other  forms and contents  as may be  mutually  agreed  upon by  Servicer  and Master  Servicer.  Such  monthly  accounting reports shall include  information as to the aggregate  Unpaid  Principal  Balance of all Mortgage  Loans,
the  scheduled  amortization  of all Mortgage  Loans,  any  delinquencies  and the amount of any Principal
Prepayments  as of the most recently  ended Record Date,  and the status of all other  collection  efforts with respect to each Mortgage Loan, and all realized  losses  detailed on a Form 332,  attached as Exhibit
13, or in such other form and  content as may be  mutually  agreed  upon by the  Servicer  and any related
Master  Servicer.  Such monthly  reports  shall be made  available  to Purchaser in a mutually  acceptable electronic format.

         The Servicer  shall furnish to the Purchaser  during the term of this  Agreement  such  periodic, special or other reports,  information or  documentation,  whether or not provided for herein, as shall be reasonably  requested by the Purchaser  with respect to Mortgage Loans or REO  Properties  (provided,  the
Purchaser  shall have given the  Servicer  reasonable  notice and  opportunity  to prepare  such  reports, information or documentation),  including any reports,  information or documentation  reasonably  required to comply with any regulations of any governmental  agency or body having  jurisdiction over the Purchaser
(including  but not limited to Regulation  AB), all such reports or  information  to be as provided by and in accordance with such applicable  instructions  and directions as the Purchaser may reasonably  request.
If any such  reports,  information  or  documentation  are not  customarily  prepared  by the  Servicer or require  that the  Servicer  program  data  processing  systems  to create  the  reports,  information  or documentation,  then the  Purchaser  shall pay to the Servicer a fee mutually  agreed to by the  Purchaser and the  Servicer  taking into account the  Servicer’s  actual time and cost in  preparing  such  reports, information or  documentation.  The Servicer  agrees to execute and deliver all such  instruments and take all such action as the Purchaser,  from time to time,  may  reasonably  request in order to effectuate the purposes and to carry out the terms of this Agreement.

         Section 7.04 of the Servicing Agreement shall be replaced in its entirety with the following:

                  Section 7.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The  Servicer  will deliver to the  Purchaser  and the Master  Servicer,  not later than
March 1 of each calendar  year  beginning in 2007,  an Officers’  Certificate  acceptable to the Purchaser and each Master Servicer (an “Annual  Statement of  Compliance”)  stating,  as to each signatory  thereof, that (i) a review of the  activities  of the Servicer  during the preceding  calendar year (or  applicable portion thereof) and of performance  under this Agreement or other applicable  servicing  agreement during such  period  has been  made  under  such  officers’  supervision  and (ii) to the best of such  officers’
knowledge,  based on such review,  the Servicer has fulfilled all of its obligations  under this Agreement or other applicable  servicing  agreement in all material  respects  throughout such calendar year, or, if there has been a failure to fulfill any such  obligation  in any material  respect,  specifying  each such failure  known to such officer and the nature and status  thereof.  Such Annual  Statement  of  Compliance shall contain no  restrictions  or limitations on its use.  Copies of such statement  shall be provided by the Servicer to the Purchaser upon request and by the Purchaser  upon request to any Person  identified as a  prospective  purchaser  of the  Mortgage  Loans.  In the event  that the  Servicer  has  delegated  any servicing  responsibilities  with  respect to the Mortgage  Loans to a  Subservicer,  the  Servicer  shall deliver an officer’s  certificate (an “Annual  Certification”) of the Subservicer as described above as to each Subservicer as and when required with respect to the Servicer.

         (b)      With  respect  to  any  Mortgage  Loans  that  are  the  subject  of  a   Securitization
Transaction,  by March 1 of each  calendar  year  beginning  in 2007,  an  officer of the  Servicer  shall execute  and  deliver an Annual  Certification  to the  Purchaser,  any Master  Servicer  and any  related
Depositor  addressed  to and for the  benefit of each such  entity and such  entity’s  affiliates  and the officers,  directors  and agents of any such entity and such  entity’s  affiliates,  in the form  attached hereto as Exhibit 15. In the event that the Servicer has  delegated any  servicing  responsibilities  with respect to the Mortgage  Loans to a Subservicer  or  Subcontractor,  the Servicer  shall deliver an Annual
Certification  of  the  Subservicer  or  Subcontractor  as  described  above  as to  each  Subservicer  or
Subcontractor as and when required with respect to the Servicer.

         (c)      If the Servicer  cannot  deliver the related  Annual  Statement of  Compliance or Annual
Certification  by March 1 of such year,  the  Purchaser,  at its sole  option and with the  consent of the
Person signing the Form 10-K,  may permit a cure period for the Servicer to deliver such Annual  Statement of Compliance or Annual Certification, but in no event later than March 10th of such year.

         Failure of the  Servicer  to timely  comply  with this  Section  7.04 shall be deemed an Event of
Default,  automatically,  without  notice and without any cure period  unless  otherwise  agreed to by the
Purchaser and the Person  signing the Form 10-K as set forth in 7.04(c),  and  Purchaser  may, in addition to whatever rights the Purchaser may have at law or in equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and  obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without the  Purchaser’s  incurring any penalty or fee of any kind  whatsoever in connection  therewith,  as provided in Section 10.01.  Such  termination shall be  considered  with cause  pursuant  to  Section  11.01 of this  Agreement.  This  paragraph  shall supercede any other provision in this Agreement or any other agreement to the contrary.

         The following shall be added as Section 7.07 of the Servicing Agreement:

         Section 7.07      Assessment of Compliance with Servicing Criteria.

         On and after December 1, 2006, the Servicer  shall service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable  requirements of the Servicing Criteria.

         With  respect to any Mortgage  Loans that are the subject of a  Securitization  Transaction,  the
Servicer  shall  deliver to the  Purchaser or its  designee,  any Master  Servicer and any Depositor on or before  March 1 of each  calendar  year  beginning  in 2007,  a report  (an  “Assessment  of  Compliance”)
reasonably  satisfactory to the Purchaser,  any Master Servicer and any Depositor regarding the Servicer’s assessment of compliance  with the Servicing  Criteria  during the preceding  calendar year as required by
Rules  13a-18 and 15d-18 of the Exchange Act and Item 1122 of  Regulation  AB or as otherwise  required by the  Master  Servicer,  which as of the date  hereof,  require a report by an  authorized  officer  of the
Servicer that contains the following:

         (a)      A statement by such officer of its  responsibility  for  assessing  compliance  with the
Servicing Criteria applicable to the Servicer;

         (b)      A statement by such officer  that such  officer  used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

         (c)      An  assessment  by  such  officer  of the  Servicer’s  compliance  with  the  applicable
Servicing Criteria for the period consisting of the preceding calendar year,  including  disclosure of any material  instance of  noncompliance  with respect thereto during such period,  which  assessment shall be based on the  activities  it performs  with respect to  asset-backed  securities  transactions  taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public  accounting firm has issued an attestation  report on the Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the  Servicing  Criteria,  if any, are not  applicable to the
Servicer,  which  statement  shall be based on the  activities  it performs  with respect to  asset-backed securities  transactions  taken as a whole involving the Servicer,  that are backed by the same asset type as the Mortgage Loans.

         Such  report at a minimum  shall  address  each of the  Servicing  Criteria  in Exhibit 18 hereto identified  as applicable to the Servicer  delivered to the Purchaser  concurrently  with the execution of this Agreement.

         With respect to any Mortgage Loans that are the subject of a  Securitization  Transaction,  on or before March 1 of each  calendar  year  beginning in 2007,  the Company  shall furnish to the Purchaser or its designee,  any Master  Servicer and any Depositor a report (an  “Attestation  Report”) by a registered public  accounting  firm that  attests  to, and  reports  on, the  Assessment  of  Compliance  made by the
Servicer,  as required by Rules 13a-18 and 15d-18 of the Exchange  Act and Item 1122(b) of  Regulation  AB
or as otherwise  required by the Master  Servicer,  which  Attestation  Report must be made in  accordance with  standards for  attestation  reports  issued or adopted by the Public  Company  Accounting  Oversight
Board.

         The Servicer  shall cause each  Subservicer,  and each  Subcontractor  determined by the Servicer pursuant to Section  11.19 to be  “participating  in the  servicing  function”  within the meaning of Item
1122 of Regulation  AB, to deliver to the Purchaser,  any Master  Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Section 7.07.

         If the Servicer  cannot  deliver the related  Assessment of Compliance or  Attestation  Report by
March 1 of such year,  the  Purchaser,  at its sole option and with the consent of the Person  signing the
Form 10-K,  may  permit a cure  period for the  Servicer  to deliver  such  Assessment  of  Compliance  or
Attestation Report, but in no event later than March 10th of such year.

         Failure of the  Servicer  to timely  comply  with this  Section  7.07 shall be deemed an Event of
Default,  automatically,  without notice and without any cure period,  unless  otherwise  agreed to by the
Purchaser and the Person  signing the Form 10-K as described  herein,  and  Purchaser  may, in addition to whatever  rights the Purchaser  may have at law or in equity or to damages,  including  injunctive  relief and specific  performance,  terminate all the rights and  obligations of the Servicer under this Agreement and in and to the  Mortgage  Loans and the  proceeds  thereof  without  compensating  the Servicer for the same, as provided in Section 10.01.  Such  termination  shall be considered with cause pursuant to Section
11.01 of this  Agreement.  This  paragraph  shall  supercede any other  provision in this Agreement or any other agreement to the contrary.

         The following shall be added as Section 7.08 of the Servicing Agreement:

         Section 7.08      Intent of the Parties; Reasonableness.

         The Purchaser and the Company  acknowledge and agree that a purpose of Sections  3.01(15),  3.05,
6.02,  7.04 and 7.07 of this  Agreement is to  facilitate  compliance  by the  Purchaser and any Depositor with the  provisions of Regulation AB and related rules and  regulations  of the  Commission.  None of the
Purchaser,  any Master  Servicer or any Depositor  shall  exercise its right to request (if any request is required)  delivery of information or other  performance  under these provisions other than in good faith, or for  purposes  other than  compliance  with the  Securities  Act,  the  Exchange  Act and the rules and
regulations  of  the  Commission  thereunder.   The  Company  acknowledges  that  interpretations  of  the requirements of Regulation AB may change over time,  whether due to interpretive  guidance provided by the
Commission or its staff,  consensus among participants in the asset-backed  securities markets,  advice of counsel,  or otherwise,  and agrees to comply with requests made by the Purchaser,  any Master Servicer or any Depositor in good faith for delivery of  information  under these  provisions on the basis of evolving interpretations  of Regulation AB. In connection with any  Securitization  Transaction,  the Company shall cooperate fully with the Purchaser and any Master  Servicer to deliver to the Purchaser  (including any of its assignees or designees),  any Master  Servicer and any  Depositor,  any and all  statements,  reports, certifications,  records  and any other  information  necessary  in the good  faith  determination  of the
Purchaser,  any Master  Servicer or any Depositor to permit the  Purchaser,  such Master  Servicer or such
Depositor to comply with the provisions of Regulation AB, together with such  disclosures  relating to the
Company,  any  Subservicer,  any  Third-Party  Originator and the Mortgage  Loans, or the servicing of the
Mortgage Loans,  reasonably  believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         The following shall be added as the second paragraph of Section 9.01 of the Servicing Agreement:

                  The Master  Servicer  shall  indemnify  and hold  harmless the Servicer and its affiliates,  and in each case,  its officers,  directors and agents from and against any losses,  damages,  penalties,  fines,  forfeitures,  reasonable  legal fees and  related costs,  judgments and other costs and expenses  arising out of or based upon a breach by the Master  Servicer or any of its  officers,  directors,  agents or  affiliates  of its obligations in connection with the  preparation,  filing and  certification  of any Form
         10-K under Section 3.18 of the Pooling and Servicing  Agreement or the  negligence,  bad faith  or  willful  misconduct  of the  Master  Servicer  in  connection  therewith.  In addition,  the Master  Servicer  shall  indemnify and hold harmless the Servicer and its affiliates,  and in each case,  its officers,  directors and agents from and against any losses,  damages,  penalties,  fines,  forfeitures,  reasonable  legal fees and  related costs,  judgments and other costs and expenses  arising out of or based upon a breach by any  Servicer  (as  defined in the  Pooling  and  Servicing  Agreement),  other than the
         Servicer (as defined in this  Agreement),  of its  obligations  in  connection  with any back-up  certification  (or any other  back-up  documents) to any  certification  of any
         Form 10-K required to be provided by the Master  Servicer,  but solely to the extent the
         Master   Servicer   receives   amounts  from  such  Servicer  in  connection   with  any
         indemnification  provided by such  Servicer  (in each case as defined in the Pooling and
         Servicing Agreement) to the Master Servicer.

         The last paragraph of Section 10.01 shall be replaced with the following:

                  then,  and in each and every  such case,  so long as an Event of Default  shall not have been  remedied,  the  Purchaser,  by notice in writing to the  Sellers  may, in addition  to  whatever  rights the  Purchaser  may have at law or in equity to  damages, including  injunctive  relief and  specific  performance,  terminate  all the rights and obligations  of the Sellers and the Servicer  (and if the  Servicer is servicing  any of the  Mortgage  Loans in a  Securitization  Transaction,  appoint  a  successor  servicer reasonably  acceptable  to any  Master  Servicer  for such  Securitization  Transaction)
         under this  Agreement and in and to the Mortgage  Loans(including  the Servicing  rights thereon) and the proceeds  thereof  subject to Section  12.01,  without the  Purchaser’s incurring any penalty or fee of any kind  whatsoever in connection  therewith;  provided that,  upon the  occurrence of an Event of Default under  Subsection (3),  (4) or (5) of this  Section 10.01,  this  Agreement  and  all  authority  and  power  of  the  Sellers
         hereunder   (whether  with  respect  to  the  Mortgage  Loans,  the  REO  Properties  or otherwise)  shall  automatically  cease. On or after the receipt by the Servicer of such written  notice,  all authority and power of the Servicer under this Agreement  (whether with respect to the  Mortgage  Loans or  otherwise)  shall  cease.  The  Servicer  shall promptly  reimburse the Purchaser  (or any designee of the  Purchaser,  such as a master servicer) and any Depositor,  as applicable,  for all  reasonable  expenses  incurred by the  Purchaser  (or  such  designee)  or  such  Depositor,  as  such  are  incurred,  in connection  with the  termination  of the  Servicer  as  servicer  and the  transfer  of servicing  of the  Mortgage  Loans  to a  successor  servicer.  The  provisions  of this paragraph  shall not limit  whatever  rights the  Purchaser  or any  Depositor  may have
         under  other  provisions  of  this  Agreement   and/or  any  applicable   Reconstitution
         Agreement  or  otherwise,  whether in equity or at law,  such as an action for  damages, specific performance or injunctive relief.

         The following shall be added as Section 12.12 of the Servicing Agreement:

         Section 12.12. Use of Subservicers and Subcontractors.

         (a)      The Servicer  shall not hire or otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Servicer as servicer  under this  Agreement or any  Reconstitution
Agreement  unless the  Servicer  complies  with the  provisions  of  paragraph  (b) of this  Section.  The
Servicer shall not hire or otherwise utilize the services of any  Subcontractor,  and shall not permit any
Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to fulfill  any of the obligations of the Servicer as servicer under this Agreement or any  Reconstitution  Agreement  unless the
Servicer complies with the provisions of paragraph (d) of this Section.

         (b)      The Servicer shall cause any  Subservicer  used by the Servicer (or by any  Subservicer)
for the benefit of the  Purchaser  and any  Depositor  to comply with the  provisions  of this Section and with Sections  3.01(15),  3.01(18),  3.05,  7.04 and 7.07 of this  Agreement to the same extent as if such
Subservicer  were the Servicer,  and to provide the information  required with respect to such Subservicer under Section  3.01(17) of this  Agreement.  The Servicer  shall be  responsible  for obtaining  from each
Subservicer and delivering to the Purchaser,  any Master  Servicer and any Depositor any Annual  Statement
of Compliance  required to be delivered by such  Subservicer  under  Section  7.04(a),  any  Assessment of
Compliance and  Attestation  Report  required to be delivered by such  Subservicer  under Section 7.07 and any Annual Certification required under Section 7.04(b) as and when required to be delivered.

         (c)      The Servicer shall promptly upon request  provide to the Purchaser,  any Master Servicer and any Depositor (or any designee of the Depositor,  such as an administrator) a written  description (in form and substance  satisfactory  to the Purchaser,  any Master  Servicer and such  Depositor) of the role and  function  of each  Subcontractor  utilized  by the  Company or any  Subservicer,  specifying  (i) the identity of each such  Subcontractor,  (ii) which (if any) of such  Subcontractors  are  “participating in the  servicing  function”  within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in  assessments  of  compliance  provided by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any  Subcontractor  determined to be “participating in the  servicing  function”  within the meaning of Item 1122 of Regulation  AB, the Servicer  shall cause any such  Subcontractor  used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any  Depositor  to comply with the  provisions  of Sections  3.05 and 7.07 of this  Agreement  to the same extent as if such  Subcontractor  were the Company.  The Servicer shall be responsible  for obtaining from each  Subcontractor  and  delivering to the Purchaser and any Depositor any  Assessment of Compliance  and
Attestation  Report and the other  certificates  required to be  delivered  by such  Subservicer  and such
Subcontractor under Section 7.07, in each case as and when required to be delivered.

         The following shall be added as Section 12.13 of the Servicing Agreement:

         Section 12.13. Third-Party Beneficiary.

         For  purposes  of this  Agreement,  the  Master  Servicer  shall  be  considered  a  third  party beneficiary  of this  Agreement,  entitled  to all the rights and  benefits  hereof as if it were a direct party to this Agreement.

         The following shall be added as Exhibit 11 to the Servicing Agreement:

                                                    EXHIBIT 11

                                         REPORTING DATA FOR MONTHLY REPORT

                                                                               013fStandard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment          Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer’s fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer’s fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower’s actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower’s actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower’s next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan “paid in full” amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

         The following shall be added as Exhibit 12 to the Servicing Agreement:

                                                    EXHIBIT 12

                                        REPORTING DATA FOR DEFAULTED LOANS

                                                  Standard File Layout - Master Servicing
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Column Name                                          Description                                 Decimal                    Format Comment                Max Size
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SER_INVESTOR_NBR                         A value assigned by the Servicer to define a group of loans.                        Text up to 10 digits                          20
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
LOAN_NBR                                 A unique identifier assigned to each loan by the investor.                          Text up to 10 digits                          10
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERVICER_LOAN_NBR                        A unique number assigned to a loan by the Servicer.  This may                       Text up to 10 digits                          10
                                         be different than the LOAN_NBR.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
BORROWER_NAME                            The borrower name as received in the file.  It is not separated                     Maximum length of 30 (Last, First)            30
                                         by first and last name.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_PAY_AMT                            Scheduled monthly principal and scheduled interest payment that          2          No commas(,) or dollar signs ($)              11
                                         a borrower is expected to pay, P&I constant.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NOTE_INT_RATE                            The loan interest rate as reported by the Servicer.                      4          Max length of 6                               6
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NET_INT_RATE                             The loan gross interest rate less the service fee rate as                4          Max length of 6                               6
                                         reported by the Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_FEE_RATE                            The servicer’s fee rate for a loan as reported by the Servicer.          4          Max length of 6                               6
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_FEE_AMT                             The servicer’s fee amount for a loan as reported by the                  2          No commas(,) or dollar signs ($)              11
                                         Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NEW_PAY_AMT                              The new loan payment amount as reported by the Servicer.                 2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NEW_LOAN_RATE                            The new loan rate as reported by the Servicer.                           4          Max length of 6                               6
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ARM_INDEX_RATE                           The index the Servicer is using to calculate a forecasted rate.          4          Max length of 6                               6
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ACTL_BEG_PRIN_BAL                        The borrower’s actual principal balance at the beginning of the          2          No commas(,) or dollar signs ($)              11
                                         processing cycle.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ACTL_END_PRIN_BAL                        The borrower’s actual principal balance at the end of the                2          No commas(,) or dollar signs ($)              11
                                         processing cycle.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
BORR_NEXT_PAY_DUE_DATE                   The date at the end of processing cycle that the borrower’s                         MM/DD/YYYY                                    10
                                         next payment is due to the Servicer, as reported by Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_AMT_1                          The first curtailment amount to be applied.                              2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_DATE_1                         The curtailment date associated with the first curtailment                          MM/DD/YYYY                                    10
                                         amount.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
CURT_ADJ_ AMT_1                          The curtailment interest on the first curtailment amount, if             2          No commas(,) or dollar signs ($)              11
                                         applicable.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_AMT_2                          The second curtailment amount to be applied.                             2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_DATE_2                         The curtailment date associated with the second curtailment                         MM/DD/YYYY                                    10
                                         amount.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
CURT_ADJ_ AMT_2                          The curtailment interest on the second curtailment amount, if            2          No commas(,) or dollar signs ($)              11
                                         applicable.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_AMT_3                          The third curtailment amount to be applied.                              2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_DATE_3                         The curtailment date associated with the third curtailment                          MM/DD/YYYY                                    10
                                         amount.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
CURT_ADJ_AMT_3                           The curtailment interest on the third curtailment amount, if             2          No commas(,) or dollar signs ($)              11
                                         applicable.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
PIF_AMT                                  The loan “paid in full” amount as reported by the Servicer.              2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
PIF_DATE                                 The paid in full date as reported by the Servicer.                                  MM/DD/YYYY                                    10
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ACTION_CODE                              The standard FNMA numeric code used to indicate the                                 Action Code Key: 15=Bankruptcy,               2
                                         default/delinquent status of a particular loan.                                     30=Foreclosure, , 60=PIF,
                                                                                                                             63=Substitution, 65=Repurchase,70=REO
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
INT_ADJ_AMT                              The amount of the interest adjustment as reported by the                 2          No commas(,) or dollar signs ($)              11
                                         Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SOLDIER_SAILOR_ADJ_AMT                   The Soldier and Sailor Adjustment amount, if applicable.                 2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NON_ADV_LOAN_AMT                         The Non Recoverable Loan Amount, if applicable.                          2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
LOAN_LOSS_AMT                            The amount the Servicer is passing as a loss, if applicable.             2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_BEG_PRIN_BAL                       The scheduled outstanding principal amount due at the beginning          2          No commas(,) or dollar signs ($)              11
                                         of the cycle date to be passed through to investors.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_END_PRIN_BAL                       The scheduled principal balance due to investors at the end of           2          No commas(,) or dollar signs ($)              11
                                         a processing cycle.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_PRIN_AMT                           The scheduled principal amount as reported by the Servicer for           2          No commas(,) or dollar signs ($)              11
                                         the current cycle -- only applicable for Scheduled/Scheduled
                                         Loans.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_NET_INT                            The scheduled gross interest amount less the service fee amount          2          No commas(,) or dollar signs ($)              11
                                         for the current cycle as reported by the Servicer -- only
                                         applicable for Scheduled/Scheduled Loans.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ACTL_PRIN_AMT                            The actual principal amount collected by the Servicer for the            2          No commas(,) or dollar signs ($)              11
                                         current reporting cycle -- only applicable for Actual/Actual
                                         Loans.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
                                         The actual gross interest amount less the service fee amount
ACTL_NET_INT                             for the current reporting cycle as reported by the Servicer --           2          No commas(,) or dollar signs ($)              11
                                         only applicable for Actual/Actual Loans.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
PREPAY_PENALTY_ AMT                      The penalty amount received when a borrower prepays on his loan          2          No commas(,) or dollar signs ($)              11
                                         as reported by the Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
PREPAY_PENALTY_ WAIVED                   The prepayment penalty amount for the loan waived by the                 2          No commas(,) or dollar signs ($)              11
                                         servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
MOD_DATE                                 The Effective Payment Date of the Modification for the loan.                        MM/DD/YYYY                                    10
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
MOD_TYPE                                 The Modification Type.                                                              Varchar - value can be alpha or numeric       30
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
DELINQ_P&I_ADVANCE_AMT                   The current outstanding principal and interest advances made by          2          No commas(,) or dollar signs ($)              11
                                         Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
         o    ASUM-     Approved Assumption
         o    BAP-      Borrower Assistance Program
         o    CO-       Charge Off
         o    DIL-      Deed-in-Lieu
         o    FFA-      Formal Forbearance Agreement
         o    MOD-      Loan Modification
         o    PRE-      Pre-Sale
         o    SS-       Short Sale
         o    MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
         o    Mortgagor
         o    Tenant
         o    Unknown
         o    Vacant

The Property Condition field should show the last reported condition of the property as follows:
         o    Damaged
         o    Excellent
         o    Fair
         o    Gone
         o    Good
         o    Poor
         o    Special Hazard
         o    Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      -----------------------  -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                                62             Veteran’s Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                                63             Veteran’s Affairs-Refund
                      ------------------------ -------------------------------------------------------
                                64             Veteran’s Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

         The following shall be added as Exhibit 13 to the Servicing Agreement:

                                                    EXHIBIT 13

                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
                           The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:

         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period

                     of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                  *  For escrow advances - complete payment history

                      (to calculate advances from last positive escrow balance forward)

                  *  Other expenses -  copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved
                  Officer Certificate

                  *  Unusual or extraordinary items may require further documentation.

         13.      The total of lines 1 through 12.

         Credits:

         14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and
                  Escrow Agent / Attorney

                     Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov’t guarantee

                  *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)

         23.      The  total  derived  from  subtracting  line 22 from  13.  If the  amount  represents  a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower’s Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If “Yes”, provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                 $ ________________(1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney’s Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                               $ ________________(13)
         Credits:
         (14) Escrow Balance                                                   $ ________________(14)
         (15) HIP Refund                                                         ________________(15)
         (16) Rental Receipts                                                    ________________(16)
         (17) Hazard Loss Proceeds                                               ________________(17)
         (18) Primary Mortgage Insurance / Gov’t Insurance                       ________________(18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                            ________________(19)
         (20) Proceeds from Sale of Acquired Property                            ________________(20)
         (21) Other (itemize)                                                    ________________(21)
              _________________________________________                          ________________(21)

              Total Credits                                                    $ ________________(22)
         Total Realized Loss (or Amount of Gain)                               $ ________________(23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

         The following shall be added as Exhibit 14 to the Servicing Agreement:

                                                    EXHIBIT 14

                                        COMPANY’S OBLIGATIONS IN CONNECTION
                                               WITH A RECONSTITUTION

     o   The  Company  shall (i)  possess  the  ability  to service to a  securitization  documents;  (ii)
         service on a  “Scheduled/Scheduled”  reporting basis (advancing through the liquidation of an REO
         Property),  (iii) make  compensating  interest payments on payoffs and (iv) remit and report to a master  servicer in format  acceptable  to such master  servicer by the 10th calendar day of each month.

     o   The Company shall provide an  acceptable  annual  certification  (officer’s  certificate)  to the master  servicer  (as  required by the  Sarbanes-Oxley  Act of 2002) as well as any other  annual certifications  required under the  securitization  documents  (i.e.  the annual  statement as to compliance/annual  independent certified public accountants’  servicing report due by February 28 of each year).

     o   The Company shall allow for the  Purchaser,  the master  servicer or their  designee to perform a review of audited financials and net worth of the Company.

     o   The Company  shall  provide  information  on each  Custodial  Account as  requested by the master servicer or the Purchaser,  and each Custodial  Accounts shall comply with the  requirements  for such accounts as set forth in the securitization documents.

     o   The Company  shall  maintain its  servicing  system in accordance  with the  requirements  of the master servicer.

         The following shall be added as Exhibit 15 to the Servicing Agreement:

                                                    EXHIBIT 15

                                           FORM OF COMPANY CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

         I,   ____________________________,   the   _______________________  of  [NAME  OF  COMPANY]  (the
“Company”),   certify  to  [the  Purchaser],  [the  Depositor],  and  the  [Master  Servicer]  [Securities
Administrator]  [Trustee],  and their  officers,  with the  knowledge  and intent that they will rely upon this certification, that:

                  I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  “Compliance  Statement”),  the  report  on assessment of the Company’s  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  “Servicing  Criteria”),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  “Exchange  Act”)  and Item  1122 of
         Regulation AB (the “Servicing  Assessment”),  the registered public accounting firm’s attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  “Attestation  Report”),  and all  servicing  reports,  officer’s certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the  “Company
         Servicing Information”);

                  Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the  period of time  covered  by the  Company  Servicing
         Information;

                  Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

                  I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

The  Compliance  Statement  required to be delivered by the Company  pursuant to this  Agreement,  and the
Servicing  Assessment  and  Attestation  Report  required  to be  provided  by  the  Company  and  by  any
Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the [Depositor]  [Master
Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the
[Depositor]  [Master  Servicer].  Any material instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

         The following shall be added as Exhibit 16 to the Servicing Agreement:

                                                EXHIBIT 16

                                         SUMMARY OF REGULATION AB
                                            SERVICING CRITERIA

NOTE:  This  Exhibit 16 is provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit 16 and the text of Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

         (a)      General servicing considerations.

                  (1)      Policies and  procedures  are  instituted to monitor any  performance  or other triggers and events of default in accordance with the transaction agreements.

                  (2)      If any material servicing activities are outsourced to third parties,  policies and  procedures  are  instituted  to  monitor  the third  party’s  performance  and  compliance  with such servicing activities.

                  (3)      Any  requirements in the transaction  agreements to maintain a back-up servicer for the mortgage loans are maintained.

                  (4)      A  fidelity  bond and  errors  and  omissions  policy is in effect on the party participating  in the  servicing  function  throughout  the  reporting  period in the  amount of  coverage required by and otherwise in accordance with the terms of the transaction agreements.

         (b)      Cash collection and administration.

                  (1)      Payments on mortgage  loans are deposited into the  appropriate  custodial bank accounts and related bank clearing  accounts no more than two business  days  following  receipt,  or such other number of days specified in the transaction agreements.

                  (2)      Disbursements  made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

                  (3)      Advances  of  funds  or  guarantees  regarding   collections,   cash  flows  or
distributions,  and any interest or other fees charged for such advances,  are made, reviewed and approved as specified in the transaction agreements.

                  (4)      The related  accounts for the  transaction,  such as cash  reserve  accounts or accounts  established as a form of  overcollateralization,  are separately  maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

                  (5)      Each  custodial  account  is  maintained  at  a  federally  insured  depository institution  as set forth in the  transaction  agreements.  For  purposes  of this  criterion,  “federally insured  depository  institution”  with  respect  to a  foreign  financial  institution  means  a  foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

                  (6)      Unissued checks are safeguarded so as to prevent unauthorized access.

                  (7)      Reconciliations   are  prepared  on  a  monthly  basis  for  all   asset-backed
securities  related bank  accounts,  including  custodial  accounts and related  bank  clearing  accounts.
These  reconciliations  are (A)  mathematically  accurate;  (B) prepared within 30 calendar days after the bank statement  cutoff date, or such other number of days  specified in the  transaction  agreements;  (C)
reviewed and approved by someone  other than the person who prepared the  reconciliation;  and (D) contain explanations  for  reconciling  items.  These  reconciling  items are resolved  within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

         (c)      Investor remittances and reporting.

                  (1)      Reports to  investors,  including  those to be filed with the  Commission,  are maintained  in  accordance  with  the  transaction  agreements  and  applicable  Commission  requirements.
Specifically,  such reports (A) are prepared in accordance  with  timeframes  and other terms set forth in the transaction  agreements;  (B) provide information calculated in accordance with the terms specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;
and (D) agree with  investors’  or the  trustee’s  records as to the total  unpaid  principal  balance and number of mortgage loans serviced by the Servicer.

                  (2)      Amounts  due to  investors  are  allocated  and  remitted  in  accordance  with timeframes, distribution priority and other terms set forth in the transaction agreements.

                  (3)      Disbursements  made to an investor are posted  within two business  days to the
Servicer’s investor records, or such other number of days specified in the transaction agreements.

                  (4)      Amounts  remitted to investors per the investor  reports  agree with  cancelled checks, or other form of payment, or custodial bank statements.

         (d)      Mortgage Loan administration.

                  (1)      Collateral  or  security  on mortgage  loans is  maintained  as required by the transaction agreements or related mortgage loan documents.

                  (2)      Mortgage  loan  and  related  documents  are  safeguarded  as  required  by the transaction agreements.

                  (3)      Any additions,  removals or substitutions to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

                  (4)      Payments on mortgage loans,  including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s  obligor records  maintained no more than two business days after receipt,  or such other number of days specified in the  transaction  agreements,  and allocated to principal,  interest or other items (e.g.,  escrow) in accordance  with the related  mortgage loan documents.

                  (5)      The Servicer’s  records  regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

                  (6)      Changes  with  respect to the terms or status of an  obligor’s  mortgage  loans
(e.g.,  loan  modifications  or  re-agings)  are made,  reviewed and approved by  authorized  personnel in accordance with the transaction agreements and related mortgage loan documents.

                  (7)      Loss mitigation or recovery  actions (e.g.,  forbearance  plans,  modifications and  deeds  in  lieu of  foreclosure,  foreclosures  and  repossessions,  as  applicable)  are  initiated, conducted  and concluded in  accordance  with the  timeframes  or other  requirements  established  by the transaction agreements.

                  (8)      Records  documenting  collection  efforts  are  maintained  during the period a mortgage loan is delinquent in accordance  with the  transaction  agreements.  Such records are maintained on at least a monthly basis, or such other period  specified in the transaction  agreements,  and describe the entity’s  activities in monitoring  delinquent  mortgage loans  including,  for example,  phone calls, letters and payment  rescheduling  plans in cases where delinquency is deemed temporary (e.g.,  illness or unemployment).

                  (9)      Adjustments  to  interest  rates or rates of return  for  mortgage  loans  with variable rates are computed based on the related mortgage loan documents.

                  (10)     Regarding  any funds  held in trust for an obligor  (such as escrow  accounts):
(A) such funds are analyzed,  in accordance  with the obligor’s  mortgage loan  documents,  on at least an annual basis,  or such other period  specified in the transaction  agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance with  applicable  mortgage loan documents and state laws;
and (C) such funds are returned to the obligor  within 30 calendar  days of full  repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

                  (11)     Payments made on behalf of an obligor  (such as tax or insurance  payments) are made on or before the related  penalty or  expiration  dates,  as  indicated on the  appropriate  bills or notices  for such  payments,  provided  that such  support has been  received by the  Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

                  (12)     Any late payment  penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s  funds and not charged to the obligor,  unless the late payment was due to the obligor’s error or omission.

                  (13)     Disbursements  made on behalf of an obligor are posted within two business days to the  obligor’s  records  maintained  by the  Servicer,  or such other  number of days  specified in the transaction agreements.

                  (14)     Delinquencies,  charge-offs  and  uncollectable  accounts  are  recognized  and recorded in accordance with the transaction agreements.

                  (15)     Any  external  enhancement  or other  support,  identified  in Item  1114(a)(1)
through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

         The following shall be added as Exhibit 17 to the Servicing Agreement:

                                                EXHIBIT 17

                             SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit 17 is provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit 17 and the text of Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

         -Provide  static  pool  information  with  respect  to  mortgage  loans that were  originated  or purchased by the Company and which are of the same type as the Mortgage Loans.

         -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

         -If the  Company  has less than 3 years  experience  securitizing  assets of the same type as the
Mortgage  Loans,  provide  the static  pool  information  by vintage  origination  years  regarding  loans originated or purchased by the Company,  instead of by prior securitized pool. A vintage  origination year represents mortgage loans originated during the same year.

         -Such static pool  information  shall be for the prior five years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

         -The static pool  information for each vintage  origination  year or prior  securitized  pool, as applicable,  shall be presented in monthly  increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

         -Provide summary  information for the original  characteristics of the prior securitized pools or vintage  origination years, as applicable and material,  including:  number of pool assets,  original pool balance,  weighted  average initial loan balance,  weighted  average  mortgage rate,  weighted average and minimum and maximum  FICO,  product  type,  loan  purpose,  weighted  average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

         Provide the following  information  with respect to each  servicer  that will service,  including interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the
Securitization Transaction:

         -a description of the Company’s form of organization;

         -a description of how long the Company has been servicing  residential  mortgage loans; a general discussion  of the  Company’s  experience  in  servicing  assets  of any  type as well as a more  detailed discussion of the  Company’s  experience  in, and  procedures  for the servicing  function it will perform under this Agreement and any Reconstitution  Agreements;  information regarding the size,  composition and growth of the  Company’s  portfolio  of  mortgage  loans of the type  similar  to the  Mortgage  Loans and information  on factors  related to the Company that may be material to any  analysis of the  servicing of the Mortgage Loans or the related asset-backed  securities,  as applicable,  including whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the Company,  whether any material  noncompliance with applicable  servicing criteria as to any other  securitization has been disclosed or reported by the Company,  and the extent of outsourcing the Company uses;

         -a description of any material  changes to the Company’s  policies or procedures in the servicing function it will perform under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding the Company’s  financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing  resulting  from such financial  condition  could have a material impact on the performance of the securities issued in the Securitization  Transaction,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage
Loans, and the Company’s processes and procedures designed to address such factors;

         -statistical  information  regarding  principal and interest  advances made by the Company on the
Mortgage Loans and the Company’s overall servicing portfolio for the past three years; and

         -the Company’s process for handling delinquencies,  losses,  bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

         -Identify any originator or group of affiliated  originators that  originated,  or is expected to originate,  10% or more of the  mortgage  loans in any  loan  group in the  securitization  issued  in the
Securitization Transaction.

Item 1110(b)

         Provide  the  following  information  with  respect  to any  originator  or group  of  affiliated originators  that originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Securitization Transaction:

         -the Company’s form of organization; and

         -a  description  of the Company’s  origination  program and how long the Company has been engaged in originating  residential  mortgage loans,  which description must include a discussion of the Company’s experience  in  originating  mortgage  loans  of the  same  type as the  Mortgage  Loans  and  information regarding the size and  composition of the Company’s  origination  portfolio as well as  information  that may be  material  to an  analysis  of the  performance  of  the  Mortgage  Loans,  such  as the  Company’s credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

         -describe  any legal  proceedings  pending  against the  Company or against any of its  property, including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Securitization Transaction.

Item 1119(a)

         -describe any  affiliations of the Company,  each other originator of the Mortgage Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer, any  significant  obligor,  enhancement or support  provider or any other material  parties related to the
Securitization Transaction.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding entered  into  outside of the  ordinary  course of business  or on terms  other than those  obtained in an arm’s  length  transaction  with an  unrelated  third party,  apart from the  Securitization  Transaction, between  the  Company,  each  other  originator  of the  Mortgage  Loans  and each  Subservicer,  or their respective affiliates, and the sponsor,  depositor or issuing entity or their respective affiliates,  that exists  currently or has existed during the past two years,  that may be material to the  understanding of an investor in the securities issued in the Securitization Transaction.

Item 1119(c)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding involving or relating to the Mortgage  Loans or the  Securitization  Transaction,  including  the material terms and approximate dollar amount involved,  between the Company,  each other originator of the Mortgage
Loans and each Subservicer,  or their respective  affiliates and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

         The following shall be added as Exhibit 18 to the Servicing Agreement:

                                                EXHIBIT 18

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment of compliance to be delivered by the Company  shall  address,  at a minimum,  the criteria identified as below as “Applicable Servicing Criteria”:

--------------------------------------------------------------------------------------------- -----------------------
                                                                                               Applicable Servicing
                                     Servicing Criteria                                              Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer’s investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration                                  X
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             X
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer’s records regarding the mortgage loans agree with the              X
                        Servicer’s records with respect to an obligor’s unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor’s                     X
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained             X
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        ---------------------------------------------------------------------

----------------------- --------------------------------------------------------------------- -----------------------

Miscellaneous

         1.       Notwithstanding   anything  to  the  contrary  contained  herein  or  in  the  Servicing
Agreement,  Company  acknowledges that the Mortgage Loans may be part of a REMIC and hereby agrees that in no event  will it  service  the  Mortgage  Loans in a manner  that  would  (i)  cause any REMIC to fail to qualify as a REMIC or (ii) result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on  prohibited  transactions  as  defined  in  Section  860F(a)(2)  of the  Code and the tax on
contributions  to a REMIC set forth in  Section  860G(d)  of the  Code).  It is the  intention  of EMC and
Company  that this  Recognition  Agreement  shall be binding  upon and for the  benefit of the  respective successors and assigns of the parties hereto.

         2.       All  demands,  notices  and  communications  related  to the  Mortgage  Loans  and  this
Recognition  Agreement  shall be in  writing  and shall be deemed  to have been duly  given if  personally delivered or mailed by registered mail, postage prepaid, as follows:

                  a.       In the case of Company,

                           PHH Mortgage Corporation (formerly known as Cendant Mortgage
Corporation)
                           3000 Leadenhall Road
                           Mail Stop: SVMP
                           Mt. Laurel, New Jersey  08054
                           Attention: Bill Fricke

                  b.       In the case of EMC,

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

         3.       Each party will pay any  commissions  it has  incurred  and the  reasonable  fees of its attorneys  in  connection  with the  negotiations  for,  documenting  of and  closing of the  transactions contemplated by this Recognition Agreement.

         4.       This  Recognition  Agreement shall be construed in accordance with the laws of the State of New York,  without regard to conflicts of law principles,  and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         5.       No term or  provision of this  Recognition  Agreement  may be waived or modified  unless such  waiver  or  modification  is in  writing  and  signed  by the  party  against  whom  such  waiver or modification is sought to be enforced.

         6.       This  Recognition  Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Company or EMC may be merged or  consolidated  shall,  without the requirement for any further writing, be deemed Company or EMC, respectively, hereunder.

         7.       This  Recognition  Agreement shall survive the conveyances of the Mortgage Loans and the assignment of the  Servicing  Agreement and this  Recognition  Agreement and the Mortgage  Loans by EMC to
the Trustee as contemplated in this Recognition Agreement and the AAR Agreement.

         8.       This   Recognition   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts.  Each  counterpart  shall  be  deemed  to be an  original  and all such  counterparts  shall constitute one and the same instrument.

         9.       In the  event  that any  provision  of this  Recognition  Agreement  conflicts  with any provision of the Servicing  Agreement with respect to the Mortgage  Loans,  the terms of this  Recognition
Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION

                                                     By:________________________________________________
                                                     Name:______________________________________________
                                                     Title:_____________________________________________

                                                     PHH MORTGAGE CORPORATION

                                                     By:________________________________________________
                                                     Name:______________________________________________
                                                     Title:_____________________________________________

                                               ATTACHMENT 1

                                          2000-1 MORTGAGE LOANS

                                         (Provided upon request)

                                               ATTACHMENT 2

                                          2003-2 MORTGAGE LOANS

                                         (Provided upon request)

                                               ATTACHMENT 3

                                          2003-4 MORTGAGE LOANS

                                         (Provided upon request)

                                               ATTACHMENT 4

                                          2003-7 MORTGAGE LOANS

                                         (Provided upon request)

                                               ATTACHMENT 5

                                           SERVICING AGREEMENT

                                         (Provided upon request)

                                                                                              EXHIBIT I-18
                                 ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This Assignment,  Assumption and Recognition  Agreement (the “AAR Agreement”) is made and entered into as of December 28, 2006 (the  “Closing  Date”),  among EMC  Mortgage  Corporation  (the  “Assignor”),
Citibank,  N.A.,  not in its  individual  capacity  but solely as trustee for the holders of Bear  Stearns
ALT-A Trust,  Mortgage  Pass-Through  Certificates,  Series 2006-8 (the “Assignee”) and U.S. Bank, NA (the
“Company”).

         Whereas,  pursuant  to the  Recognition  Agreement  dated as of  December  1,  2006  between  the
Assignor  and the  Company  (the  “Recognition  Agreement”),  the  Company  has agreed to service  certain residential  mortgage  loans (the  “Mortgage  Loans”) listed on Attachment 1 annexed hereto (the “Mortgage
Loan  Schedule”)  for the  Assignor  as owner of the  Mortgage  Loans,  in  accordance  with the terms and conditions of that certain  Purchase,  Warranties and Servicing  Agreement,  dated as of March 1, 2003, as amended by Amendment No. 1 to the Purchase,  Warranties  and Servicing  Agreement,  dated as of January 1,
2006,  between the Assignor  and the Company,  as modified in the  Recognition  Agreement  (as amended and modified, the “PWS Agreement”) and pursuant to which the Company agreed to service the Mortgage Loans.

         In consideration of the mutual promises and agreements  contained herein,  and for other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged,  the parties hereto agree that the Mortgage Loans shall be subject to the terms of this AAR Agreement.  Any  capitalized  term used and not otherwise defined herein shall have the meaning assigned to such term in the PWS Agreement:

Assignment and Assumption

         1.       Except as expressly  provided for herein,  the Assignor  hereby  grants,  transfers  and assigns to the  Assignee all of its right,  title and interest as in, to and under (a) the Mortgage  Loans and (b) as  they  relate  to the  Mortgage  Loans,  the  Recognition  Agreement  and  the  PWS  Agreement.
Notwithstanding  anything to the contrary  contained herein, the Assignor is not assigning to the Assignee any of its right,  title and interest,  to and under the PWS Agreement  with respect to any other mortgage loan other than the  Mortgage  Loans.  Except as is  otherwise  expressly  provided  herein,  the Assignor makes no representations,  warranties or covenants to the Assignee and the Assignee  acknowledges that the
Assignor has no  obligations  to the Assignee  under the terms of the PWS Agreement or otherwise  relating to the transaction  contemplated  herein  (including,  but not limited to, any obligation to indemnify the
Assignee).  Notwithstanding  anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the  Assignee any right,  title and  interest  in, to or under the  representations and warranties  contained in Section Section 3.02 of the PWS Agreement,  and the Assignor is retaining the right to enforce such representations and warranties pursuant to Section 3.03 of the PWS Agreement.

         2.       Assignor  acknowledges  and agrees that upon execution of this  Agreement,  the Assignee shall  become the  “Purchaser”  under the PWS  Agreement,  and  subject to the  preceding  paragraph,  all representations,  warranties  and  covenants by the “Company” to the  “Purchaser”  under the PWS Agreement including, but not limited to, the rights to receive  indemnification,  shall accrue to Assignee by virtue of this Agreement.

Representations, Warranties and Covenants

         1.       Assignor  warrants and  represents  to, and covenants  with,  Assignee and Company as of the date hereof that:

                  a.  Attached  hereto as  Attachment 2 is a true and correct  copy of the PWS  Agreement, and attached  hereto as  Attachment 3 is a true and correct copy of the  Recognition
                      Agreement,  each of which is in full force and effect as of the date  hereof and the provisions  of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

                  b.  Assignor  was the lawful  owner of the  Mortgage  Loans with full right to  transfer the Mortgage Loans and any and all of its interests,  rights and  obligations  under the  Recognition  Agreement  and the PWS  Agreement  as they relate to the  Mortgage
                      Loans,  free  and  clear  from any and all  claims  and  encumbrances;  and upon the transfer  of the  Mortgage  Loans to  Assignee  as  contemplated  herein  and in the
                      Mortgage  Loan  Purchase  Agreement  dated  as of  December  28,  2006  between  the
                      Assignor and Structured  Asset Mortgage  Investments II Inc.  (“SAMI II”),  Assignee
                      shall have good  title to each and every  Mortgage  Loan,  as well as any and all of
                      Assignee’s  interests,  rights and obligations  under the Recognition  Agreement and the PWS  Agreement as they relate to the Mortgage  Loans,  free and clear of any and all liens, claims and encumbrances;

                  c.  There are no  offsets,  counterclaims  or other  defenses  available  to the Company with respect to the Mortgage Loans, the Recognition Agreement or the PWS Agreement;

                  d.  Assignor has no knowledge  of, and has not  received  notice of, any waivers  under, or any modification of, any Mortgage Loan;

                  e.  Assignor is duly  organized,  validly  existing and in good standing  under the laws of  the  jurisdiction  of  its  incorporation,  and  has  all  requisite  power  and authority to acquire, own and sell the Mortgage Loans;

                  f.  Assignor has full  corporate  power and  authority  to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the  transactions  set forth  herein.  The  consummation  of the  transactions  contemplated  by  this  AAR
                      Agreement is in the  ordinary  course of  Assignor’s  business and will not conflict with,  or result in a breach of,  any of the  terms,  conditions  or  provisions  of
                      Assignor’s  charter or by-laws or any legal  restriction,  or any material agreement or  instrument to which  Assignor is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which
                      Assignor or its property is subject.  The  execution,  delivery and  performance  by
                      Assignor  of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby,  have been duly authorized by all necessary  corporate  action on part of Assignor.  This AAR  Agreement  has been duly  executed and  delivered by
                      Assignor  and,  upon the due  authorization,  execution and delivery by Assignee and the parties  hereto,  will  constitute the valid and legally  binding  obligation of
                      Assignor  enforceable  against  Assignor  in  accordance  with its  terms  except as
                      enforceability   may  be  limited   by   bankruptcy,   reorganization,   insolvency,
                      moratorium or other  similar laws now or hereafter in effect  relating to creditors’
                      rights  generally,  and by  general  principles  of  equity  regardless  of  whether enforceability is considered in a proceeding in equity or at law; and

                  g.  No  consent,  approval,  order  or  authorization  of,  or  declaration,  filing  or registration  with,  any  governmental  entity is required to be obtained or made by
                      Assignor in connection  with the  execution,  delivery or performance by Assignor of this AAR  Agreement,  or the  consummation  by it of the  transactions  contemplated hereby.  Neither Assignor nor anyone acting on its behalf has offered,  transferred, pledged,  sold or otherwise  disposed of the  Mortgage  Loans or any interest in the
                      Mortgage  Loans,  or  solicited  any  offer to buy or accept a  transfer,  pledge or other  disposition of the Mortgage  Loans,  or any interest in the Mortgage Loans or otherwise  approached  or  negotiated  with  respect to the Mortgage  Loans,  or any interest in the  Mortgage  Loans with any Person in any manner,  or made any general solicitation  by means of general  advertising or in any other manner,  or taken any other action which would  constitute a distribution  of the Mortgage Loans under the
                      Securities  Act of 1933,  as amended  (the  “1933  Act”) or which  would  render the disposition  of the  Mortgage  Loans a  violation  of  Section  5 of the 1933 Act or require registration pursuant thereto.

         2.       The Assignee  warrants  and  represents  to, and  covenants  with,  the Assignor and the
Company as of the date hereof that:

                  a.  Assignee is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction of its  organization  and has all requisite power and authority to acquire, own and purchase the Mortgage Loans;

                  b.  Assignee has full  corporate  power and  authority  to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the  transactions  set forth  herein.  The  consummation  of the  transactions  contemplated  by  this  AAR
                      Agreement is in the  ordinary  course of  Assignee’s  business and will not conflict with,  or result in a breach of,  any of the  terms,  conditions  or  provisions  of
                      Assignee’s  charter or by-laws or any legal  restriction,  or any material agreement or  instrument to which  Assignee is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which
                      Assignee or its property is subject.  The  execution,  delivery and  performance  by
                      Assignee  of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby,  have been duly authorized by all necessary  corporate  action on part of Assignee.  This AAR  Agreement  has been duly  executed and  delivered by
                      Assignee  and,  upon the due  authorization,  execution and delivery by Assignor and the parties  hereto,  will  constitute the valid and legally  binding  obligation of
                      Assignee  enforceable  against  Assignee  in  accordance  with its  terms  except as
                      enforceability   may  be  limited   by   bankruptcy,   reorganization,   insolvency,
                      moratorium or other  similar laws now or hereafter in effect  relating to creditors’
                      rights  generally,  and by  general  principles  of  equity  regardless  of  whether enforceability is considered in a proceeding in equity or at law;

                  c.  No  consent,  approval,  order  or  authorization  of,  or  declaration,  filing  or registration  with,  any  governmental  entity is required to be obtained or made by
                      Assignee in connection  with the  execution,  delivery or performance by Assignee of this AAR  Agreement,  or the  consummation  by it of the  transactions  contemplated hereby; and

                  d.  From  and  after  the date  hereof,  Assignee  assumes  for the  benefit  of each of
                      Assignor  and  Company,  all of  Assignor’s  rights  as  “Purchaser”  under  the PWS
                      Agreement but solely with respect to such Mortgage Loans.

         3.       Company  warrants and represents to, and covenants  with,  Assignee and Assignor,  as of the date hereof, that:

                  a.  Attached  hereto as  Attachment  2 is a true and correct  copy of the PWS  Agreement and attached  hereto as  Attachment 3 is a true and correct copy of the  Recognition
                      Agreement,  each of,  which is in full  force and  effect as of the date  hereof and the  provisions  of which have not been waived,  amended or modified in any respect, nor has any notice of termination been given thereunder;

                  b.  Company is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority to service the Mortgage  Loans and  otherwise to perform its  obligations  under the
                      Recognition Agreement and the PWS Agreement;

                  c.  Company has full corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR Agreement is in the ordinary  course of Company’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of Company’s  charter or by-laws or any legal  restriction,  or any material agreement or instrument to which
                      Company is now a party or by which it is bound,  or result in the  violation  of any law, rule,  regulation,  order,  judgment or decree to which Company or its property is  subject.  The  execution,  delivery  and  performance  by  Company  of this  AAR
                      Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly  authorized by all  necessary  corporate  action on part of Company.  This
                      AAR Agreement  has been duly  executed and  delivered by Company,  and, upon the due authorization,  execution  and delivery by Assignor and  Assignee,  will  constitute the valid and legally  binding  obligation of Company,  enforceable  against Company
                      in  accordance  with  its  terms  except  as   enforceability   may  be  limited  by
                      bankruptcy,  reorganization,  insolvency,  moratorium  or other  similar laws now or hereafter  in  effect  relating  to  creditors’  rights  generally,  and by  general principles  of equity  regardless  of  whether  enforceability  is  considered  in a proceeding in equity or at law;

                  d.  No  consent,  approval,  order  or  authorization  of,  or  declaration,  filing  or registration  with,  any  governmental  entity is required to be obtained or made by
                      Company in connection  with the  execution,  delivery or  performance  by Company of this AAR  Agreement,  or the  consummation  by it of the  transactions  contemplated hereby;

                  e.  Company  shall  establish a Custodial  Account and an Escrow  Account  under the PWS
                      Agreement  in favor of Assignee  with respect to the Mortgage  Loans  separate  from the  Custodial  Account  and Escrow  Account  previously  established  under the PWS
                      Agreement in favor of Assignor; and

                  f.  Pursuant to Section  11.18 of the PWS  Agreement,  the Company  hereby  restates the representations  and  warranties  set forth in Article III of the PWS Agreement with respect to the Company and the Mortgage Loans.

                  g.  Neither  this  AAR  Agreement  nor any  certification,  statement,  report  or other agreement,  document  or  instrument  furnished  or to be  furnished  by the Company pursuant to this AAR  Agreement  contains  or will  contain  any  materially  untrue statement  of fact or  omits  or will  omit to  state a fact  necessary  to make the statements contained therein not misleading.

         4.       Assignor  hereby  agrees to indemnify  and hold the  Assignee  (and its  successors  and assigns)  harmless  against any and all claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the  representations  or  warranties  of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

         Recognition of Assignee

         5.       From and  after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Mortgage Loans,  and  acknowledges  that the Mortgage Loans will be part of a REMIC,  and will service the
Mortgage Loans in accordance with the  Recognition  Agreement the PWS Agreement and this AAR Agreement but in no event in a manner  that would (i) cause any REMIC to fail to  qualify  as a REMIC or (ii)  result in the imposition of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions as  defined  in  Section  860F(a)(2)  of the Code and the tax on  contributions  to a REMIC  set  forth in
Section  860G(d) of the Code).  It is the  intention  of  Assignor,  Company  and  Assignee  that this AAR
Agreement  shall be binding  upon and for the  benefit of the  respective  successors  and  assigns of the parties hereto.  Neither Company nor Assignor shall amend or agree to amend, modify,  waiver, or otherwise alter any of the terms or provisions of the Recognition  Agreement or the PWS Agreement  which  amendment, modification,  waiver or other  alteration  would in any way affect the Mortgage  Loans  without the prior written consent of Assignee.

         6.       Notwithstanding any term hereof to the contrary,  it is expressly  understood and agreed by the parties  hereto that (i) this AAR  Agreement  is  acknowledged  and  accepted by the  Assignee  not individually  or  personally  but  solely as  Assignee  for the Trust in the  exercise  of the  powers and authority  conferred  and  vested in it under the  Pooling  and  Servicing  Agreement  (the  “Pooling  and
Servicing  Agreement”),  dated as of December 1, 2006,  among  Structured  Asset  Mortgage  Investments II
Inc., the Assignor,  the Assignee,  and Wells Fargo Bank,  National  Association,  as master servicer (the
“Master Servicer”) and as securities  administrator,  (ii) each of the  representations,  undertakings and agreements  herein  made on behalf  of the Trust is made and  intended  not as  personal  representations, undertakings  and  agreements of the Assignee but is made and intended for the purpose of binding only the
Trust and (iii) under no  circumstances  shall the  Assignee be  personally  liable for the payment of any indebtedness  or  expenses  of the  Assignee  or the Trust or be liable  for the  breach or failure of any obligation,  representation,  warranty or covenant made or undertaken by the Assignee, the Assignor or the
Trust under the PWS Agreement or the Pooling and Servicing  Agreement.  Any recourse  against the Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR Agreement  shall be limited  solely to the  assets  it may hold as  trustee  of Bear  Stearns  ALT-A  Trust  2006-8,  Mortgage
Pass-Through Certificates, Series 2006-8.

         Miscellaneous

         7.       All  demands,  notices  and  communications  related  to the  Mortgage  Loans,  the  PWS
Agreement  and this AAR  Agreement  shall be in  writing  and shall be  deemed to have been duly  given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

                  a.  In the case of Company,

                           U.S. Bank, N.A.
                           1550 East 79th Street
                           Bloomington, MN 55425
                           Attn: Cheikh Faye

                  b.  In the case of Assignor,

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention:  Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: Sellerapproval@bear.com

                  c.  In the case of Assignee,

                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, New York 10013
                           Attention:  Structured Finance Agency & Trust -BSALTA 2006-8
                           Telecopier No.: (212) 816-5527

         8.       The Company hereby  acknowledges  that Wells Fargo Bank,  N.A. has been appointed as the master  servicer of the Mortgage  Loans  pursuant to the Pooling and Servicing  Agreement and therefor has the right to enforce all  obligations  of the  Company,  as they relate to the Mortgage  Loans,  under the
Recognition  Agreement,   the  PWS  Agreement  and  this  AAR  Agreement.   The  Company  shall  make  all
distributions  under the PWS Agreement,  as they relate to the Mortgage  Loans,  to the Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name: SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-8, Account #50977100.

         and the Company shall deliver all reports required to be delivered under the PWS Servicing
Agreement, as they relate to the Mortgage Loans, to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

                           Wells Fargo Bank, National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045.

         9.       THIS AAR AGREEMENT  SHALL BE CONSTRUED IN  ACCORDANCE  WITH THE LAWS OF THE STATE OF NEW
YORK,  WITHOUT  REGARD TO CONFLICTS OF LAW  PRINCIPLES  (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL
OBLIGATIONS  LAW), AND THE OBLIGATIONS,  RIGHTS AND REMEDIES OF THE PARTIES  HEREUNDER SHALL BE DETERMINED
IN ACCORDANCE WITH SUCH LAWS.

         10.      No term or  provision  of this AAR  Agreement  may be waived  or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         11.      This AAR  Agreement  shall  inure to the  benefit of the  successors  and assigns of the parties  hereto.  Any  entity  into  which  Assignor,  Assignee,  Company  or  SAMI  II may be  merged  or consolidated  shall,  without the  requirement  for any further  writing,  be deemed  Assignor,  Assignee,
Company or SAMI II, respectively, hereunder.

         12.      This AAR Agreement  shall survive the conveyance of the Mortgage  Loans,  the assignment of the  Recognition  Agreement or the PWS  Agreement  to the extent of the  Mortgage  Loans by Assignor to
Assignee and the termination of the PWS Agreement and the Purchase Agreement.

         13.      This AAR Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         14.      In the event that any  provision of this AAR Agreement  conflicts  with any provision of the Recognition  Agreement or the PWS Agreement with respect to the Mortgage Loans,  the terms of this AAR
Agreement shall control.

                  IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement on the date first above written.

         EMC MORTGAGE CORPORATION,                                    CITIBANK, N.A., not in it’s individual capacity
         the Assignor                                        but solely as trustee for the holders of Bear Stearns
                                                             ALT-A Trust, Mortgage Pass-Through Certificates, Series
                                                             2006-8,
                                                                      the Assignee

         By:_______________________________________                   By:________________________________________

         Its:______________________________________                   Its:_______________________________________

         U.S. BANK, NA,
         the Company

         By:_______________________________________

         Its:______________________________________

         Acknowledged and Agreed

         WELLS FARGO BANK, N.A.

         By:_______________________________________
         Name:_____________________________________
         Title:____________________________________

                                               ATTACHMENT 1

                                          MORTGAGE LOAN SCHEDULE

                                         (PROVIDED UPON REQUEST)

                                               ATTACHMENT 2

                                              PWS AGREEMENT

                                         (PROVIDED UPON REQUEST)

                                               ATTACHMENT 3

                                          RECOGNITION AGREEMENT

                                         (PROVIDED UPON REQUEST)

                                                                                              EXHIBIT I-19
                                          RECOGNITION AGREEMENT

         This is a  Recognition  Agreement  (this  “Recognition  Agreement”)  made as of December 1, 2006, between EMC Mortgage Corporation (the “EMC”) and U.S. Bank, NA (the “Company”).

         WHEREAS,  the mortgage  loans  identified  on Attachment 1 hereto (the “BSALTA  Mortgage  Loans”)
were acquired by EMC through the exercise of an optional  redemption  right held by EMC in connection with the Bear Stearns ALT-A Trust 2003-4, Mortgage Pass-Through Certificates, Series 2003-4;

         WHEREAS,  the mortgage loans  identified on Attachment 2 hereto (the “BSARM Mortgage Loans”) were acquired by EMC through the exercise of an optional  redemption  right held by EMC in connection  with the
Bear Stearns ARM Trust 2001-7 Mortgage Pass-Through Certificates;

         WHEREAS,  the  Company  agreed to service the  Mortgage  Loans in  accordance  with the terms and conditions of that certain  Purchase,  Warranties  and Servicing  Agreement  dated as of March 1, 2003, as amended by Amendment No. 1 to the Purchase,  Warranties and Servicing  Agreement,  dated as of January 31,
2006, between the Company and EMC (as amended, the “Servicing Agreement”).

         In consideration of the mutual promises and agreements  contained herein,  and for other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged,  the parties hereto agree  that  the  Mortgage  Loans  shall  be  subject  to the  terms of this  Recognition  Agreement.  Any capitalized  term used and not otherwise  defined  herein shall have the meaning  assigned to such term in the Servicing Agreement.

Recognition of EMC

         From and after the date hereof,  the Company shall  recognize EMC as owner of the Mortgage  Loans and will  service  the  Mortgage  Loans for EMC  pursuant  to the  terms of the  Servicing  Agreement  (as modified  herein) as if EMC and the  Company  had  entered  into a separate  servicing  agreement  for the servicing of the Mortgage  Loans in the form of the Servicing  Agreement (as modified  herein),  the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

         The Company  hereby  acknowledges  that EMC will  assign  certain of the  Mortgage  Loans and the
Servicing  Agreement  to JPMorgan  Chase Bank,  National  Association,  as trustee for the holders of Bear
Stearns Alt-A Trust, Mortgage Pass-Through  Certificates,  Series 2006-8 (the “Trustee”),  on December 28,
2006 pursuant to that certain Assignment,  Assumption and Recognition Agreement,  dated as of December 28,
2006 (the “AAR  Agreement”)  among EMC,  the Trustee and the  Company.  Company  hereby  acknowledges  and consents to the assignment by EMC to the Trustee of all of EMC’s rights against  Company  pursuant to this
Recognition  Agreement and to the enforcement or exercise of any right or remedy against Company  pursuant to this  Recognition  Agreement  by the Trustee,  to the extent such rights and  remedies  pertain to such
Mortgage  Loans.  Such  enforcement  of a right or remedy by the  Trustee  shall  have the same  force and effect  as if the  right or  remedy  had been  enforced  or  exercised  by EMC  directly.  Notwithstanding anything  in this  Recognition  Agreement  to the  contrary,  Company  acknowledges  and  agrees  that its obligation to service the Mortgage Loans affected by this  Recognition  Agreement is not conditional  upon
EMC’s subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

         3.       EMC warrants and represents to Company as of the date hereof:

                  c.       EMC is a  corporation  duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  formation  and has full  power and
                           authority  to  execute,   deliver  and  perform  its  obligations   under  this
                           Recognition  Agreement,  and to consummate the  transactions  set forth herein.
                           The  consummation  of  the   transactions   contemplated  by  this  Recognition
                           Agreement  is in the  ordinary  course of EMC’s  business and will not conflict with,  or result in a breach of, any of the terms,  conditions or provisions of
                           EMC’s charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to which EMC is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which EMC or its property is subject.  The execution,  delivery and performance by  EMC  of  this  Recognition  Agreement  and  the  consummation  by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary action on the part of EMC.  This  Recognition  Agreement has been duly executed and  delivered by EMC and, upon the due  authorization,  execution and delivery by Company,  will  constitute the valid and legally  binding  obligation of EMC enforceable  against EMC in accordance with its terms except as  enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar  laws  now  or  hereafter  in  effect  relating  to  creditors’  rights
                           generally,   and  by  general   principles  of  equity  regardless  of  whether
                           enforceability is considered in a proceeding in equity or at law; and

                  d.       No material  consent,  approval,  order or  authorization  of, or  declaration, filing  or  registration  with,  any  governmental  entity  is  required  to be obtained  or  made  by  EMC in  connection  with  the  execution,  delivery  or performance by EMC of this Recognition Agreement,  or the consummation by it of the transactions contemplated hereby.

         4.       Company warrants and represents to, and covenants with, EMC as of the date hereof:

                  e.       Attached  hereto as  Attachment 3 is a true and accurate  copy of the Servicing
                           Agreement;

                  f.       Company is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and
                           authority  to  service  the  Mortgage   Loans  and  otherwise  to  perform  its
                           obligations under the Servicing Agreement and this Recognition Agreement;

                  g.       Company has full corporate power and authority to execute,  deliver and perform its  obligations  under  this  Recognition  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by  this  Recognition  Agreement  is in the  ordinary  course  of
                           Company’s  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company’s  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order,  judgment or decree to which Company or its property is  subject.  The  execution,  delivery  and  performance  by  Company  of this
                           Recognition   Agreement  and  the   consummation  by  it  of  the  transactions
                           contemplated  hereby,  have been duly  authorized  by all  necessary  corporate action  on the part of  Company.  This  Recognition  Agreement  has  been  duly executed and delivered by Company,  and, upon the due authorization,  execution and delivery by EMC, will constitute the valid and legally  binding  obligation of Company,  enforceable against Company in accordance with its terms except as enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors’ rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

                  h.       No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company  in  connection  with the  execution,  delivery  or  performance  by
                           Company  of  this  Recognition  Agreement,  or  the  consummation  by it of the transactions contemplated hereby.

         Modification of Servicing Agreement

         1.       The Company and Assignor hereby amend the Servicing Agreement as follows:

         (a)      The following definitions are added to Article I of the Servicing Agreement:

                  Assignee:  Citibank,  N.A.,  as trustee  for the  holders of Bear  Stearns  ALT-A
         Trust, Mortgage Pass-Through Certificates, Series 2006-8.

                  Master Servicer:  Wells Fargo Bank,  National  Association,  or its successors in interest  who meet the  qualifications  of the Pooling and  Servicing  Agreement  and this
         Agreement.

                  Pooling and Servicing  Agreement:  That certain pooling and servicing  agreement, dated as of December 1, 2006,  among  Structured  Asset Mortgage  Investments II Inc., the
         Trustee, the Master Servicer and the Owner.

                  Trustee:  Citibank,  N.A., or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

         (b)      The  definition of Eligible  Institution  in Section 1.01 of the Servicing  Agreement is
hereby modified by adding the following proviso at the end of clause (i):

         “; provided,  however,  that U.S. Bank, N.A. shall be considered an Eligible  Institution only if it maintains the same rating assigned to it as of the date hereof.”

         (c)      Section  11.18 of the PWS  Agreement is hereby  amended by deleting the  indemnification provided therein and substituting the following provisions in lieu thereof:

         “Company shall  indemnify and hold harmless the Assignor,  each  affiliate of the Assignor,  SAMI
II, the Assignee,  Bear,  Stearns & Co. Inc. (the  “Underwriter”)  and each affiliate of the  Underwriter, each  Person  (including,  but not  limited  to, the Master  Servicer)  responsible  for the  preparation, execution  or filing of any  report  required  to be filed  with the  Commission,  or for  execution  of a certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the  Exchange  Act,  each Person who controls the Assignor,  SAMI II, the Assignee or the Underwriter  (within the meaning of Section 15 of the
Securities  Act and Section 20 of the Exchange  Act);  and the  respective  present and former  directors, officers,  employees,  agents and affiliates of each of the foregoing (each, an “Indemnified  Party”), and shall  hold each of them  harmless  from and  against  any  claims,  losses,  damages,  penalties,  fines, forfeitures,  legal  fees and  expenses  and  related  costs,  judgments,  and any other  costs,  fees and expenses that any of them may sustain arising out of or based upon:

         (i) (A) any untrue  statement  of a material  fact  contained  or alleged to be  contained in any information,  report,  certification,  data, accountants’ letter or other material provided under Sections
6.04,  6.07,  11.18 or  11.19  of the PWS  Agreement  by the  Company  or by  another  third-party  at the direction of the Company,  or provided under Sections 6.04,  6.07,  11.18 or 11.19 of the PWS Agreement by
or at the  direction of any  Subservicer,  Subcontractor  or  Third-Party  Originator  (collectively,  the
“Company  Information”),  or (B) the omission or alleged  omission to state in the Company  Information  a material  fact  required  to be  stated  in the  Company  Information  or  necessary  in order to make the statements  therein,  in the light of the  circumstances  under  which  they were  made,  not  misleading;
provided,  by way of  clarification,  that  clause  (B) of this  paragraph  shall be  construed  solely by reference to the Company  Information and not to any other  information  communicated in connection with a sale or purchase of securities,  without regard to whether the Company  Information or any portion thereof is presented together with or separately from such other information;

         (ii) any breach by the Company of its obligations  under Sections 6.04,  6.07,  11.18 or 11.19 of
PWS Agreement,  including  particularly any failure by the Company, any Subservicer,  any Subcontractor or
any Third-Party  Originator to deliver any  information,  report,  certification,  accountants’  letter or other  material when and as required  under  Sections  6.04,  6.07,  11.18 or 11.19 of the PWS  Agreement,
including  any  failure by the Company to  identify  any  Subcontractor  “participating  in the  servicing function” within the meaning of Item 1122 of Regulation AB;

         (iii) any breach by the  Company of a  representation  or warranty  set forth in Section  3.01 of the PWS Agreement or in a writing  furnished  pursuant to Section 3.01 of the PWS Agreement and made as of a date prior to the date hereof,  to the extent that such breach is not cured by the date  hereof,  or any breach by the Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01 of the PWS Agreement to the extent made as of a date subsequent to the date hereof; or

         (iv) the  negligence,  bad faith or willful  misconduct  of the  Company in  connection  with its performance under Sections 6.04, 6.07, 11.18 or 11.19 of the PWS Agreement.”

Miscellaneous

         1.       Notwithstanding   anything  to  the  contrary  contained  herein  or  in  the  Servicing
Agreement,  Company  acknowledges  that the Mortgage  Loans may be part of a REMIC or multiple  REMICs and hereby  agrees  that in no event will it service the  Mortgage  Loans in a manner that would (i) cause any
REMIC to fail to  qualify  as a REMIC or (ii)  result in the  imposition  of a tax upon any such  intended
REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2)
of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d)  of the  Code).  It is the  intention  of EMC and  Company  that this  Recognition  Agreement  shall be binding  upon and for the benefit of the respective successors and assigns of the parties hereto.

         2.       All  demands,  notices  and  communications  related  to the  Mortgage  Loans  and  this
Recognition  Agreement  shall be in  writing  and shall be deemed  to have been duly  given if  personally delivered or mailed by registered mail, postage prepaid, as follows:

                  a.       In the case of Company,

                           U.S. Bank, N.A.
                           1550 East 79th Street
                           Bloomington, MN 55425
                           Attn: Cheikh Faye

                  b.       In the case of EMC,

                         EMC Mortgage Corporation
                         2780 Lake Vista Drive
                         Lewisville, Texas 75067
                         Attention: Conduit Seller Approval Dept.
                         Facsimile: (214) 626-3751
                         Email: sellerapproval@bear.com

         3.       Each party will pay any  commissions  it has  incurred  and the  reasonable  fees of its attorneys  in  connection  with the  negotiations  for,  documenting  of and  closing of the  transactions contemplated by this Recognition Agreement.

         4.       This  Recognition  Agreement shall be construed in accordance with the laws of the State of New York,  without regard to conflicts of law principles,  and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         5.       No term or  provision of this  Recognition  Agreement  may be waived or modified  unless such  waiver  or  modification  is in  writing  and  signed  by the  party  against  whom  such  waiver or modification is sought to be enforced.

         6.       This  Recognition  Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Company or EMC may be merged or  consolidated  shall,  without the requirement for any further writing, be deemed Company or EMC, respectively, hereunder.

         7.       This  Recognition  Agreement shall survive the conveyances of the Mortgage Loans and the assignment of the  Servicing  Agreement and this  Recognition  Agreement and the Mortgage  Loans by EMC to
the Trustee as contemplated in this Recognition Agreement and the AAR Agreement.

         8.       This   Recognition   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts.  Each  counterpart  shall  be  deemed  to be an  original  and all such  counterparts  shall constitute one and the same instrument.

         9.       In the  event  that any  provision  of this  Recognition  Agreement  conflicts  with any provision of the Servicing  Agreement with respect to the Mortgage  Loans,  the terms of this  Recognition
Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION

                                                     By:___________________________________
                                                     Name:_________________________________
                                                     Title:________________________________

                                                     U.S. BANK, NA

                                                     By:___________________________________
                                                     Name:_________________________________
                                                     Title:________________________________

                                                ATTACHMENT 1

                                          BSALTA MORTGAGE LOANS

                                         (Available upon request)

                                               ATTACHMENT 2

                                           BSARM MORTGAGE LOANS

                                         (Available upon request)

                                               ATTACHMENT 3

                                           SERVICING AGREEMENT

                                         (Available upon request)

                                                                                              EXHIBIT I-20

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         THIS   ASSIGNMENT,   ASSUMPTION  AND  RECOGNITION   AGREEMENT  (the  “Assignment  and  Assumption
Agreement”),  dated as of December 28, 2006, among EMC Mortgage  Corporation,  a Delaware corporation (the
“Assignor”),  Citibank, N.A., not individually but solely as trustee for the holders of Bear Stearns ALT-A
Trust 2006-8,  Mortgage  Pass-Through  Certificates,  Series 2006-8 (the “Assignee”) and Wells Fargo Bank,
N.A. (the “Company”).

         Whereas,  pursuant to that certain Bulk Servicing  Rights Purchase and Sale  Agreement,  dated as of August 1, 2005 (the “Purchase  Agreement”),  by and between the Assignor and the Company,  the Assignor has sold,  and the Company has  purchased,  the servicing  rights  related to the mortgage loans listed on
Attachment 1  hereto (the “EMC Mortgage Loans”);

         Whereas,  the Assignor  purchased certain mortgage loans listed on Attachment 2 (the “Wells Fargo
Mortgage  Loans”and,  together  with the EMC  Mortgage  Loans,  the  “Mortgage  Loans”)  from the  Company pursuant to the terms and conditions of that certain Amended and Restated  Master Seller's  Warranties and
Servicing Agreement dated as of November 1, 2005 (the "Warranties and Servicing Agreement");

         Whereas,  the Assignor and the Company entered into that certain  Recognition  Agreement dated as of December 1, 2006, between the Assignor and the Company (the “Recognition Agreement”);

         Whereas,  the Company  agrees to service the Mortgage  Loans pursuant to the terms and conditions of the Warranties and Servicing Agreement as modified by the Recognition Agreement.

         In consideration of the mutual promises and agreements  contained herein,  and for other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged,  the parties hereto agree that the  Mortgage  Loans now  serviced by the  Company  for the  Assignor  and its  successors  and assigns  pursuant  to the  Warranties  and  Servicing  Agreement  shall be  subject  to the  terms of this
Assignment and Assumption  Agreement.  Capitalized  terms used herein but not otherwise defined shall have the meanings assigned to them in the Warranties and Servicing Agreement.

         Assignment and Assumption

1.       Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee all of its right,  title and  interest  in, to and under (a) the Mortgage  Loans and (b) the
Warranties  and  Servicing  Agreement  with respect to the Mortgage  Loans;  provided,  however,  that the
Assignor  is not  assigning  to the  Assignee  any of its  right,  title  and  interest,  to and under the
Warranties  and  Servicing  Agreement  with  respect to any mortgage  loan other than the  Mortgage  Loans listed on Attachment 1 and Attachment 2.  Notwithstanding  anything to the contrary  contained herein, the
Assignor  specifically  reserves and does not assign to the Assignee any right,  title and interest in, to or under the representations  and warranties  contained in Section 3.01 and Section 3.02 of the Warranties and Servicing  Agreement,  and to indemnify the Assignor with respect to a breach of such  representations and  warranties  and the  obligations  of the Company  set forth in those  sections  against the  Company.
Except as is otherwise  expressly  provided herein, the Assignor makes no  representations,  warranties or covenants  to the  Assignee and the Assignee  acknowledges  that the  Assignor has no  obligations  to the
Assignee  under  the  terms of the  Warranties  and  Servicing  Agreement  or  otherwise  relating  to the transaction  contemplated  herein  (including,  but not  limited  to,  any  obligation  to  indemnify  the
Assignee).

         1.                Notwithstanding  anything in the  Warranties  and  Servicing  Agreement  to the
         contrary,  with  respect  to  the  EMC  Mortgage  Loans,  a  breach  of the  representations  and warranties  contained in Section 3.01 of the Warranties and Servicing  Agreement shall constitute termination  of the Company as servicer as provided for in Section  11.01 of the  Warranties  and
         Servicing Agreement.

         Representations Warranties and Covenants

2.       The Assignor  warrants and  represents  to, and covenants  with, the Assignee that as of the date hereof:

                (a)      Attached  hereto as Attachment 3 are true and accurate  copies of the  Warranties and Servicing  Agreement and the Recognition  Agreement,  each of which agreement is in full force and effect as of the date  hereof  and the  provisions  of which have not been waived,  further  amended or modified in any  respect,  nor has any notice of termination been given thereunder;

                (b)      The  Assignor  is the  lawful  owner of the  Mortgage  Loans  with full  right to transfer  the  Mortgage  Loans  and  any  and all of its  interests,  rights  and obligations  under the Warranties  and Servicing  Agreement as they relate to the
                         Mortgage  Loans,  free and clear from any and all claims  and  encumbrances;  and upon the transfer of the Mortgage Loans to the Assignee as  contemplated  herein,
                         Assignee  shall have good title to each and every  Mortgage  Loan, as well as any
                         and  all  of  the  Assignee’s   interests,   rights  and  obligations  under  the
                         Recognition  Agreement and the Warranties and Servicing  Agreement as they relate to the  Mortgage  Loans,  free  and  clear  of any  and  all  liens,  claims  and encumbrances;

                (c)      There are no offsets,  counterclaims  or other defenses  available to the Company with respect to the Mortgage Loans or the Warranties and Servicing Agreement;

                (d)      The  Assignor has no  knowledge  of, and has not received  notice of, any waivers under, or any modification of, any Mortgage Loan;

                (e)      The Assignor is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction of its  incorporation,  and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

                (f)      The  Assignor has full  corporate  power and  authority  to execute,  deliver and perform its obligations  under this Assignment and Assumption  Agreement,  and to
                         consummate  the   transactions   set  forth  herein.   The  consummation  of  the
                         transactions  contemplated by this Assignment and Assumption  Agreement is in the ordinary course of the Assignor’s  business and will not conflict with, or result in a breach of, any of the terms,  conditions  or  provisions  of the  Assignor’s charter  or  by-laws  or any legal  restriction,  or any  material  agreement  or instrument  to which  the  Assignor  is now a party or by which it is  bound,  or result in the violation of any law, rule,  regulation,  order, judgment or decree to which  Assignor or its  property  is  subject.  The  execution,  delivery  and performance by the Assignor of this  Assignment and Assumption  Agreement and the consummation  by it of the  transactions  contemplated  hereby,  have  been  duly authorized  by all  necessary  corporate  action  on part of the  Assignor.  This
                         Assignment and  Assumption  Agreement has been duly executed and delivered by the
                         Assignor and, upon the due authorization,  execution and delivery by the Assignee and the Company,  will constitute the valid and legally binding obligation of the
                         Assignor  enforceable against the Assignor in accordance with its terms except as
                         enforceability  may  be  limited  by  bankruptcy,   reorganization,   insolvency,
                         moratorium  or  other  similar  laws  now or  hereafter  in  effect  relating  to creditors’  rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                (g)      No  consent,  approval,  order or  authorization  of, or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by the Assignor in connection  with the  execution,  delivery or  performance by the
                         Assignor of this Assignment and Assumption  Agreement,  or the consummation by it of the transactions  contemplated hereby.  Neither the Assignor nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage  Loans, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise  approached or negotiated with respect to the Mortgage  Loans,  or any  interest in the Mortgage  Loans with any
                         Person  in any  manner,  or made any  general  solicitation  by means of  general advertising  or in any  other  manner,  or taken  any other  action  which  would constitute a  distribution  of the  Mortgage  Loans under the  Securities  Act of
                         1933,  as amended (the “1933 Act”) or which would render the  disposition  of the
                         Mortgage  Loans a violation of Section 5 of the 1933 Act or require  registration pursuant thereto; and

                (h)      The Assignor has received  from the Company,  and has  delivered to the Assignee, all  documents  required to be delivered to the Assignor by the Company  prior to the date hereof  pursuant to the Warranties and Servicing  Agreement with respect to the  Mortgage  Loans  and has not  received,  and has not  requested  from the
                         Company, any additional documents.

3.       The Assignee  warrants and  represents  to, and  covenants  with,  Assignor and Company as of the date hereof:

                (a)      The Assignee is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and has all requisite  power and authority  to hold the  Mortgage  Loans on behalf of the holders of Bear  Stearns
                         ALT-A Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8;

                (b)      The  Assignee has full  corporate  power and  authority  to execute,  deliver and perform under this  Assignment  and Assumption  Agreement,  and to consummate the
                         transactions   set  forth   herein.   The   consummation   of  the   transactions
                         contemplated  by this  Assignment  and  Assumption  Agreement  is in the ordinary course of the  Assignee’s  business  and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of the Assignee’s  charter or by-laws or any legal  restriction,  or any material agreement or instrument to which  the  Assignee  is now a party or by which it is  bound,  or  result in the violation of any law, rule,  regulation,  order,  judgment or decree to which the
                         Assignee or its property is subject.  The execution,  delivery and performance by the Assignee of this Assignment and Assumption  Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly  authorized by all necessary  corporate  action  on  part  of  the  Assignee.  This  Assignment  and
                         Assumption  Agreement  has been duly  executed and delivered by the Assignee and, upon the due  authorization,  execution  and  delivery  by the  Assignor  and the
                         Company,  will  constitute the valid and legally  binding  obligation of Assignee enforceable  against  the  Assignee  in  accordance  with  its  terms  except  as
                         enforceability  may  be  limited  by  bankruptcy,   reorganization,   insolvency,
                         moratorium  or  other  similar  laws  now or  hereafter  in  effect  relating  to creditors’  rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                (c)      No  consent,  approval,  order or  authorization  of, or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by the Assignee in connection  with the  execution,  delivery or  performance by the
                         Assignee of this Assignment and Assumption  Agreement,  or the consummation by it of the transactions contemplated hereby; and

                (d)      The Assignee  assumes all of the rights of the Assignor  under the Warranties and
                         Servicing  Agreement  with respect to the Mortgage  Loans other than the right to enforce  the  obligations  of the  Company  under the  Warranties  and  Servicing
                         Agreement.

4.       The Company  warrants and represents to, and covenants  with, the Assignor and the Assignee as of the date hereof:

                (a)      Attached  hereto  as  Attachment  3  are  a  true  and  accurate  copies  of  the
                         Recognition   Agreement  and  the  Warranties  and  Servicing  Agreement,   which
                         agreement  is in full force and effect as of the date  hereof and the  provisions of which have not been waived,  further  amended or modified in any respect,  nor has any notice of termination been given thereunder;

                (b)      The Company is a national banking  association  duly organized,  validly existing and in good standing under the laws of the United  States,  and has all requisite power and  authority to service the Mortgage  Loans and  otherwise to perform its obligations  under the  Warranties  and Servicing  Agreement and the  Recognition
                         Agreement;

                (c)      The Company  has full power and  authority  to  execute,  deliver and perform its obligations  under this  Assignment and Assumption  Agreement,  and to consummate
                         the  transactions  set  forth  herein.   The  consummation  of  the  transactions
                         contemplated  by this  Assignment  and  Assumption  Agreement  is in the ordinary course of the  Company’s  business  and will not  conflict  with,  or result in a breach of, any of the terms,  conditions or  provisions of the Company’s  charter or by-laws or any legal  restriction,  or any material agreement or instrument to which  the  Company  is now a party or by which it is  bound,  or  result  in the violation of any law, rule,  regulation,  order,  judgment or decree to which the
                         Company or its property is subject.  The execution,  delivery and  performance by the Company of this Assignment and Assumption  Agreement and the  consummation by it of the  transactions  contemplated  hereby,  have been duly  authorized by all necessary  action  on  part  of  the  Company.  This  Assignment  and  Assumption
                         Agreement has been duly executed and delivered by the Company,  and, upon the due authorization,  execution and delivery by Assignor and Assignee,  will constitute the valid and legally  binding  obligation  of Company,  enforceable  against the
                         Company in accordance with its terms except as  enforceability  may be limited by the effect of  insolvency,  liquidation,  conservatorship  and other similar laws
                         administered  by  the  Federal  Deposit  Insurance   Corporation   affecting  the
                         enforcement  of  contract  obligations  of  insured  banks  and  subject  to  the application of the rules of equity;

                (d)      No  consent,  approval,  order or  authorization  of, or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by the Company in connection  with the  execution,  delivery or  performance  by the
                         Company of this Assignment and Assumption  Agreement,  or the  consummation by it of the transactions contemplated hereby;

                (e)      The Company shall  establish a Custodial  Account and an Escrow Account under the
                         Warranties  and Servicing  Agreement in favor of the Assignee with respect to the
                         Mortgage Loans separate from the Custodial Account and Escrow Account  previously established  under the Warranties  and Servicing  Agreement in favor of Assignor;
                         and

                (f)      Pursuant to Section 9.01 of the Warranties and Servicing  Agreement,  the Company
                         hereby restates the  representations and warranties set forth in Sections 3.01 of the  Warranties  and  Servicing  Agreement  with respect to the Company as of the date hereof as amended by Section 11 of this Assignment and Assumption Agreement.

         Company warrants and represents to, and covenants with, Assignor and Structured Asset Mortgage
Investments II Inc. as of the date hereof:

                (a)      Company  is not  aware  and has not  received  notice  that  any  default,  early amortization or other  performance  triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

                (b)      No material  noncompliance with the applicable servicing criteria with respect to other  securitizations  of residential  mortgage  loans  involving the Company as servicer has been disclosed or reported by the Company;

                (c)      Company  has not been  terminated  as  servicer in a  residential  mortgage  loan securitization,  either  due  to a  servicing  default  or  to  application  of a servicing performance test or trigger;

                (d)      No material  changes to the Company’s  policies or procedures with respect to the servicing  function it will perform under the Warranties and Servicing  Agreement and  this  Assignment  and  Assumption  Agreement  for  mortgage  loans of a type similar  to the  Mortgage  Loans  have  occurred  during  the  three-year  period immediately preceding the date hereof;

                (e)      There are no  aspects  of the  Company’s  financial  condition  that could have a material  adverse  effect on the  performance  by the  Company  of its  servicing obligations under the Warranties and Servicing  Agreement and this Assignment and
                         Assumption Agreement;

                (f)      There are no material legal or governmental  proceedings  pending (or known to be
                         contemplated)   against  the  Company,   any   Subservicer  or  any   third-party
                         originator; and

                (g)      There are no affiliations,  relationships or transactions relating to the Company or any Subservicer with respect to this Securitization  Transaction and any party thereto of a type described in Item 1119 of Regulation AB.

5.       Assignor  hereby  agrees to indemnify  and hold the  Assignee  (and its  successors  and assigns)
harmless  against  any and all  claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs,  fees and expenses that Assignee (and its successors and assigns)
may sustain in any way related to any breach of the  representations  or  warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

6.       The Company  hereby  acknowledges  that Wells Fargo Bank,  N.A.  and any  successor  thereto (the
“Master  Servicer”),  has been appointed as master  servicer of the Mortgage Loans pursuant to the Pooling and  Servicing  Agreement  dated as of December 1, 2006 (the  “Pooling and  Servicing  Agreement”),  among
Structured Asset Mortgage  Investments II Inc., the Assignor,  the Assignee and the Master  Servicer,  and
therefore  has the right to enforce all  obligations  of the Company  under the  Warranties  and Servicing
Agreement.  Such right will include,  without  limitation,  the right to receive all remittances  required to be made by the Company under the Warranties and Servicing  Agreement,  the right to receive all monthly reports and other data  required  to be  delivered  by the  Company  under the  Warranties  and  Servicing
Agreement,  the right to examine the books and records of the  Company,  indemnification  rights,  and the right to exercise  certain  rights of consent and approval  relating to actions taken by the Company.  The
Company  hereby  acknowledges  that the Master  Servicer  shall be  obligated  to notify the  Assignee  in accordance  with the Pooling and  Servicing  Agreement  upon the  discovery  of an event of default by the
Company of its  obligations  under the Warranties and Servicing  Agreement and the Assignee shall have the right to  terminate  the  Company as  servicer  under the  Warranties  and  Servicing  Agreement  upon the occurrence of such an event of default.

7.       The Company shall make all  distributions  under the  Warranties  and Servicing  Agreement to the
Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name:  SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-8, Account #50977100.

          and the Company shall deliver all reports required to be delievered under the Warranties and
  Servicing Agreement to the Master Servicer at:

                  Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: Client Manager BSALTA 2006-8
                  Telecopy No.: (410) 715-2380

8.       Notwithstanding  any term hereof to the contrary,  it is expressly  understood  and agreed by the parties  hereto that (i) this  Assignment  and Assumption  Agreement is  acknowledged  and accepted by the
Assignee  not  individually  or  personally  but solely as Assignee  for the Trust in the  exercise of the powers and authority  conferred and vested in it under the Pooling and Servicing  Agreement,  (ii) each of the  representations,  undertakings and agreements herein made on behalf of the Trust is made and intended not as personal  representations,  undertakings  and  agreements  of the Assignee but is made and intended for the  purpose  of  binding  only the Trust and  (iii)  under no  circumstances  shall the  Assignee  be personally  liable for the payment of any  indebtedness  or  expenses  of the  Assignee or the Trust or be liable  for the  breach or  failure  of any  obligation,  representation,  warranty  or  covenant  made or undertaken by the Assignee,  the Assignor or the Trust under this  Assignment and Assumption  Agreement or made or  undertaken  by the  Assignee,  the  Assignor  or the Trust  under the  Warranties  and  Servicing
Agreement or the Pooling and  Servicing  Agreement.  Any  recourse  against the Assignee in respect of any obligations it may have under or pursuant to the terms of this  Assignment and Assumption  Agreement shall be limited  solely to the  assets it may hold as trustee of Bear  Stearns  ALT-A  Trust  2006-8,  Mortgage
Pass-Through Certificates, Series 2006-8.

         Recognition of Assignee

9.       From and after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the  Mortgage
Loans,  and will  service the  Mortgage  Loans for  Assignee as if Assignee and Company had entered into a separate  servicing  agreement for the servicing of the Mortgage  Loans in the form of the  Warranties and
Servicing  Agreement  (as  modified  herein),  the terms of which are  incorporated  herein by  reference.
Notwithstanding  anything to the contrary  contained herein or in the Warranties and Servicing  Agreement,
Company  acknowledges  that the Mortgage  Loans will be part of a REMIC and hereby agrees that in no event will it  service  the  Mortgage  Loans in a manner  that would (i) cause any REMIC to fail to qualify as a
REMIC or (ii) result in the  imposition of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a
REMIC set forth in Section  860G(d) of the Code).  It is the  intention of Assignor,  Company and Assignee that  this  Assignment  and  Assumption  Agreement  shall  be  binding  upon  and for the  benefit  of the respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor  shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or provisions of the Warranties and
Servicing  Agreement which  amendment,  modification,  waiver or other  alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

         Notices:

10.      The  Assignor’s  address for purposes of all notices and  correspondence  related to the Mortgage
Loans and this Assignment and Assumption Agreement is:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, Texas 75067
                  Attention: Conduit Seller Approval Dept.
                  Facsimile: (214) 626-3751
                  Email: sellerapproval@bear.com

                  With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: Global Credit Administration
                  Facsimile: (212) 272- 6564

         The  Assignee’s  address for purposes of all notices and  correspondence  related to the Mortgage
Loans and this Assignment and Assumption Agreement is:

                  Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, New York 10013
                  Attention:  Structured Finance Agency & Trust -BSALTA 2006-8
                  Telecopier No.: (212) 816-5527

         The  Company’s  address for  purposes of all notices and  correspondence  related to the Mortgage
Loans and this Assignment and Assumption Agreement is:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  MAC X2302-033
                  Des Moines, Iowa 50328-0001
                  Attention: John B. Brown

                  With a copy to:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  Des Moines, Iowa 50328-0001
                  Attention: General Counsel - MAC X2401-06T

         Miscellaneous:

11.      Each party will pay any  commissions  it has incurred and the Assignor  shall pay the fees of its attorneys and the  reasonable  fees of the  attorneys of the Assignee and the Company in  connection  with the negotiations for,  documenting of and closing of the transactions  contemplated by this Assignment and
Assumption Agreement.

12.      This  Assignment and Assumption  Agreement  shall be construed in accordance with the laws of the
State of New  York,  including  Sections  5-1401  and  5-1402  of the New  General  Obligations  Law,  but
otherwise without regard to conflicts of law principles,  and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.
13.      No term or  provision  of this  Assignment  and  Assumption  Agreement  may be waived or modified unless  such waiver or  modification  is in writing  and signed by the party  against  whom such waiver or modification is sought to be enforced.

14.      This  Assignment  and  Assumption  Agreement  shall  inure to the benefit of the  successors  and assigns of the  parties  hereto.  Any entity  into which  Assignor,  Assignee  or Company may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed  Assignor,  Assignee or
Company, respectively, hereunder.

15.      This  Assignment and Assumption  Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Warranties and Servicing  Agreement and the  Recognition  Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the  termination of the Warranties and Servicing  Agreement and the Recognition Agreement.

16.      This  Assignment  and  Assumption  Agreement  may be  executed  simultaneously  in any  number of counterparts.  Each  counterpart  shall  be  deemed  to be an  original  and all such  counterparts  shall constitute one and the same instrument.

17.      In the event that any provision of this  Assignment and Assumption  Agreement  conflicts with any provision of the  Warranties  and Servicing  Agreement  with respect to the Mortgage  Loans,  the terms of this Assignment and Assumption Agreement shall control.

18.      Any new loan  number  assigned  to a  Mortgage  Loan by the  Assignee  shall be  provided  to the
Company at the following address:  Wells Fargo Bank, N.A., 1 Home Campus, MAC X2302-033,  Des Moines, Iowa
50328-0001  Attention:  John B. Brown.  In addition,  if Assignee has changed its document  custodian from the previous  custodian,  such new custodian’s name, address and contact  information shall be provided to the Company at the aforementioned address.

         IN WITNESS  WHEREOF,  the  parties  have  caused  this  Assignment,  Assumption  and  Recognition
Agreement to be executed by their duly authorized officers as of the date first above written.

                                                     CITIBANK, N.A., not individually but solely as
                                                     trustee for the holders of Bear Stearns ALT-A Trust
                                                     2006-8, Mortgage Pass-Through Certificates, Series
                                                     2006-8, as Assignee

                                                     By:_______________________________________
                                                     Name:
                                                     Title:

                                                     EMC MORTGAGE CORPORATION,
                                                     as Assignor

                                                     By:_______________________________________
                                                     Name:
                                                     Title

                                                     WELLS FARGO BANK, N.A.,
                                                      as Company

                                                     By:_______________________________________
                                                     Name:
                                                     Title:

         Acknowledged and Agreed

         WELLS FARGO BANK,
         N.A.,
         as Master Servicer

By:___________________________________________
Name:
Title

                                               ATTACHMENT 1

                                            EMC Mortgage Loans

                                         [Provided upon request]

                                               ATTACHMENT 2

                                        Wells Fargo Mortgage Loans

                                         [Provided upon request]

                                               ATTACHMENT 3

Recognition  Agreement  dated as of  December  1,  2006  and the  Amended  and  Restated  Master  Seller’s
Warranties and Servicing Agreement dated as of November 1, 2005, between Wells Fargo and EMC.

                                          [Provided upon request]

                                               ATTACHMENT 4
                                          AFFILIATION DISCLOSURE
                                 (Pursuant to Item 1119 of Regulation AB)

1.       Sponsor and any affiliate, including but not limited to:
         a. EMC Mortgage Corporation
         b. Bear, Stearns & Co. Inc.
         c. Bear, Stearns Securities Corp.
         d. Bear Stearns Structured Products
         e. Bear, Stearns International Limited

2.       Depositor and any affiliate, including but not limited to:
         a. Bear Stearns Asset Backed Securities I LLC
         b. Structured Asset Mortgage Investments II Inc.

3.       Bear Stearns ALT-A Trust 2006-8 and any affiliate
4.       Citibank, N.A., as Trustee, and any affiliate
5.       Significant obligor and any affiliate - None
6.       Enhancement or support provider and any affiliate - None
7.       1100(d)(1) parties - any named party in the Securitization Transaction:
         a. Cap Contract Provider:  Bear Stearns Financial Products Inc.

         b. Underwriter:  Bear, Stearns & Co. Inc.

         c. Servicers: Bank of America, N.A.; Chevy Chase Bank, F.S.B.; Countrywide Home Loans Servicing
LP; EMC Mortgage Corporation; EverHome Mortgage Company; GMAC Mortgage Corporation; HSBC Mortgage
Corporation (USA); IndyMac Bank, F.S.B.; Mid America Bank, FSB; PHH Mortgage Corporation; U.S. Bank, NA

         d. Master Servicer:  Wells Fargo Bank, National Association

         e. Unaffiliated Servicer of 20%:  EMC Mortgage Corporation; HSBC Mortgage Corporation (USA);
Mid America Bank, FSB.

         f. Originator of 10%:  EMC Mortgage Corporation; Mid America Bank, FSB.

         g. Securities Administrator:  Wells Fargo Bank, National Association

         h. Custodian: Wells Fargo Bank, National Association

                                                                                              EXHIBIT I-21
                                          RECOGNITION AGREEMENT

         This is a  Recognition  Agreement  (this  “Recognition  Agreement”)  made as of December 1, 2006, between  EMC  Mortgage  Corporation  (the  “EMC”  or  the  “Assignor”)  and  Wells  Fargo  Bank,  National
Association (the “Company”).

         WHEREAS,  EMC  acquired  the  mortgage  loans  identified  on  Attachment  1 hereto (the  “2003-2
Mortgage  Loans”) through the exercise of an optional  redemption right held by EMC in connection with the
Bear Stearns ALT-A Mortgage Pass-Through Certificates, Series 2003-2; and

         WHEREAS,  EMC  acquired  the  mortgage  loans  identified  on  Attachment  2 hereto (the  “2003-4
Mortgage  Loans”) through the exercise of an optional  redemption right held by EMC in connection with the
Bear Stearns ALT-A Mortgage Pass-Through Certificates, Series 2003-4; and

         WHEREAS,  EMC  acquired  the  mortgage  loans  identified  on  Attachment  3 hereto (the  “2003-7
Mortgage  Loans”  and,  together  with the  2003-2  Mortgage  Loans and the  2003-4  Mortgage  Loans,  the
"Mortgage  Loans")  through the exercise of an optional  redemption  right held by EMC in connection  with the Bear Stearns ALT-A Mortgage Pass-Through Certificates, Series 2003-7; and

         WHEREAS,  the Company is currently  servicing the Mortgage Loans in accordance with the terms and conditions of that certain Amended and Restated Master Seller’s  Warranties and Servicing  Agreement dated as of  November  1, 2005 (as  amended,  the  “Warranties  and  Servicing  Agreement”),  by and between the
Company and EMC, attached hereto as Attachment 4.

         In consideration of the mutual promises and agreements  contained herein,  and for other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged,  the parties hereto agree  that  the  Mortgage  Loans  shall  be  subject  to the  terms of this  Recognition  Agreement.  Any capitalized  term used and not otherwise  defined  herein shall have the meaning  assigned to such term in the Warranties and Servicing Agreement.

Recognition of EMC

         5.       From  and  after  the date  hereof,  the  Company  shall  recognize  EMC as owner of the
Mortgage  Loans and will service the Mortgage  Loans for EMC pursuant to the terms of the  Warranties  and
Servicing  Agreement (as modified herein) as if EMC and the Company had entered into a separate  servicing agreement for the servicing of the Mortgage Loans in the form of the  Warranties  and Servicing  Agreement
(as modified herein), the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

         6.       The Company hereby  acknowledges  that EMC will assign certain of the Mortgage Loans and the  Warranties  and  Servicing  Agreement to Citibank,  N.A.,  as trustee for the holders of Bear Stearns
Alt-A Trust,  Mortgage  Pass-Through  Certificates,  Series 2006-8 (the  “Trustee”),  on December 28, 2006
pursuant to that certain Assignment,  Assumption and Recognition Agreement,  dated as of December 28, 2006
(the “Assignment,  Assumption and Recognition Agreement”) among EMC, the Trustee and the Company.  Company hereby  acknowledges  and consents to the  assignment by EMC to the Trustee of all of EMC’s rights against
Company pursuant to this  Recognition  Agreement and to the enforcement or exercise of any right or remedy against  Company  pursuant to this  Recognition  Agreement by the  Trustee,  to the extent such rights and remedies  pertain to such Mortgage Loans.  Such enforcement of a right or remedy by the Trustee shall have the same  force and effect as if the right or remedy  had been  enforced  or  exercised  by EMC  directly.
Notwithstanding  anything in this Recognition  Agreement to the contrary,  Company acknowledges and agrees that its  obligation  to  service  the  Mortgage  Loans  affected  by this  Recognition  Agreement  is not conditional upon EMC’s subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

         7.       EMC warrants and represents to Company as of the date hereof:

                  e.       EMC is a  corporation  duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  formation  and has full  power and
                           authority  to  execute,   deliver  and  perform  its  obligations   under  this
                           Recognition  Agreement,  and to consummate the  transactions  set forth herein.
                           The  consummation  of  the   transactions   contemplated  by  this  Recognition
                           Agreement  is in the  ordinary  course of EMC’s  business and will not conflict with,  or result in a breach of, any of the terms,  conditions or provisions of
                           EMC’s charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to which EMC is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which EMC or its property is subject.  The execution,  delivery and performance by  EMC  of  this  Recognition  Agreement  and  the  consummation  by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary action on the part of EMC.  This  Recognition  Agreement has been duly executed and  delivered by EMC and, upon the due  authorization,  execution and delivery by Company,  will  constitute the valid and legally  binding  obligation of EMC enforceable  against EMC in accordance with its terms except as  enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar  laws  now  or  hereafter  in  effect  relating  to  creditors’  rights
                           generally,   and  by  general   principles  of  equity  regardless  of  whether
                           enforceability is considered in a proceeding in equity or at law; and

                  f.       No material  consent,  approval,  order or  authorization  of, or  declaration, filing  or  registration  with,  any  governmental  entity  is  required  to be obtained  or  made  by  EMC in  connection  with  the  execution,  delivery  or performance by EMC of this Recognition Agreement,  or the consummation by it of the transactions contemplated hereby.

         8.       Company warrants and represents to, and covenants with, EMC as of the date hereof:

                  i.       Attached  hereto as Attachment 4 is a true and accurate copy of the  Warranties and Servicing Agreement;

                  j.       Company is a national banking association duly organized,  validly existing and in good  standing  under the laws of the United  States,  and has all requisite power and authority to service the Mortgage  Loans and otherwise to perform its obligations  under the Warranties and Servicing  Agreement and this Recognition
                           Agreement;

                  k.       Company  has full power and  authority  to  execute,  deliver  and  perform its
                           obligations   under  this   Recognition   Agreement,   and  to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by  this  Recognition  Agreement  is in the  ordinary  course  of
                           Company’s  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company’s  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order,  judgment or decree to which Company or its property is  subject.  The  execution,  delivery  and  performance  by  Company  of this
                           Recognition   Agreement  and  the   consummation  by  it  of  the  transactions
                           contemplated  hereby,  have been duly authorized by all necessary action on the part of  Company.  This  Recognition  Agreement  has  been  duly  executed  and delivered by Company,  and, upon the due authorization,  execution and delivery by EMC, will  constitute the valid and legally  binding  obligation of Company, enforceable  against  Company  in  accordance  with its  terms,  subject to the effect of  insolvency,  liquidation,  conservatorship  and other  similar  laws administered  by  the  Federal  Deposit  Insurance  Corporation  affecting  the enforcement of contract obligations of insured banks;

                  l.       No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company  in  connection  with the  execution,  delivery  or  performance  by
                           Company  of  this  Recognition  Agreement,  or  the  consummation  by it of the transactions contemplated hereby; and

                  e.       The  Company,  in its capacity as servicer for each  Mortgage  Loan,  has fully
                           furnished,   in  accordance  with  the  Fair  Credit   Reporting  Act  and  its
                           implementing  regulations,  accurate and complete information (e.g.,  favorable and  unfavorable) on its borrower  credit files to Equifax,  Experian and Trans
                           Union  Credit  Information  Company  (three of the credit  repositories),  on a monthly basis.

         Modification of the Warranties and Servicing Agreement

         9.       The  Company and  Assignor  hereby  amend the  Warranties  and  Servicing  Agreement  as follows:

                  (a) The  following  definitions  shall be  added  to  Article  I of the  Warranties  and
Servicing Agreement:

         Assignee:  Citibank,  N.A.,  as trustee  for the  holders of Bear  Stearns  ALT-A  Trust  2006-8,
         Mortgage Pass-Through Certificates, Series 2006-8.

         EMC Mortgage  Loans:  The mortgage  loans listed on  Attachment 1 to the  Assignment,  Assumption and Recognition Agreement.

         Master Servicer: Wells Fargo Bank, N.A. or any successor thereto.

         Nonrecoverable  Advance:  Any advance  previously made by the Company pursuant to Section 5.03 or any Servicing  Advance which,  in the good faith  judgment of the Company,  may not be ultimately recoverable  by the Company from  Liquidation  Proceeds or otherwise.  The  determination  by the
         Company  that  it  has  made  a  Nonrecoverable  Advance,  shall  be  evidenced  by an  Officer’s
         Certificate of the Company  delivered to the Purchaser and the Master  Servicer and detailing the reasons for such determination.

         Prepayment  Charge:  Any  prepayment  premium,  penalty  or  charge  payable  by a  Mortgagor  in connection  with any  Principal  Prepayment  on a  Mortgage  Loan  pursuant  to the  terms of the related Mortgage Note.

         Prepayment  Interest  Excess:  With respect to the EMC Mortgage Loans and any  distribution  date related  to the  EMC  Mortgage  Loans,  any  interest  collected  by the  Company  as to  which a
         Principal  Prepayment  in full occurs  from the 1st day of the month  through the 15th day of the month in which such distribution  date occurs and that represents  interest that accrues from the
         1st day of such month to the date of such Principal Prepayment in full.

         Prepayment Interest  Shortfall:  With respect to the EMC Mortgage Loans and any distribution date related to the EMC  Mortgage  Loans,  the sum of,  for each  Mortgage  Loan that was,  during the portion of the  Prepayment  Period from and  including  the 16th day of the month  preceding  the month in which such  distribution  date occurs (or from the day  following  the Cut-off  Date, in the case of the first  distribution  date)  through the last day of such month,  the subject of a
         Principal  Prepayment  which is not  accompanied by an amount equal to one month of interest that would have been due on such Mortgage  Loan on the Due Date in the  following  month and which was applied by the Company to reduce the  outstanding  principal  balance of such  Mortgage Loan on a date  preceding  such Due Date an amount equal to the product of (a) the Mortgage  Interest  Rate net of the  Servicing  Fee  Rate  for  such  Mortgage  Loan,  (b)  the  amount  of the  Principal
         Prepayment for such Mortgage  Loan,  (c) 1/360 and (d) the number of days  commencing on the date on which such  Principal  Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

         Securities Administrator: Wells Fargo Bank, N.A., or any successor thereto.

         SEC:  The Securities and Exchange Commission.

         Trustee:  Citibank, N.A.

         Wells Fargo  Mortgage  Loans:  The  mortgage  loans  listed on  Attachment  2 to the  Assignment,
         Assumption and Recognition Agreement.

         (b)      The definition of Principal  Prepayment and Principal  Prepayment Period in Article I of
the Warranties and Servicing Agreement are deleted in their entirety and replaced with the following:

                  Principal  Prepayment:  Any payment or other  recovery of principal  on a Mortgage  Loan which is received in advance of its  scheduled  Due Date,  including  any  Prepayment  Charge and which is not  accompanied  by an amount of interest  representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Principal  Prepayment  Period:  With  respect to the Wells  Fargo  Mortgage  Loans,  the calendar  month  preceding the month in which the related  Remittance  Date occurs.  With respect to the EMC Mortgage  Loans, as to any Remittance  Date, the period  commencing on the 16th day of the month prior to the month in which the related  Remittance  Date occurs and ending on the 15th day of the month in which such Remittance Date occurs.

         (c)      The  definition of “Qualified  Depository”  in the  Warranties  and Servicing  Agreement
shall be modified by deleting the word “A-1” and replacing it with the word “A-1+”.

         (d)      Article III of the  Warranties  and Servicing  Agreement is hereby  amended by replacing
Section 3.01(b) with the following:

          The consummation of the  transactions  contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans;

         (e)      Article III of the  Warranties  and Servicing  Agreement is hereby  amended by replacing
Section 3.01(c) with the following:

                  Neither the execution and delivery of this  Agreement,  the  acquisition of the Mortgage
         Loans  by the  Company  or the  transactions  contemplated  hereby,  nor  the  fulfillment  of or compliance  with the terms and  conditions  of this  Agreement  will conflict with or result in a breach of any of the terms,  articles of  incorporation  or by-laws or any legal  restriction  or any  agreement  or  instrument  to which the  Company is now a party or by which it is bound,  or constitute a default or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which the  Company  or its  property  is  subject,  or  impair  the  ability  of the
         Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

         (f)      Article III of the  Warranties  and Servicing  Agreement is hereby  amended by replacing
Section 3.01(f) with the following:

                  The Company does not believe,  nor does it have any reason or cause to believe,  that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent;

         (g)      Article III of the  Warranties  and Servicing  Agreement is hereby  amended by replacing
Section 3.01(h) with the following:

                  No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the execution,  delivery and  performance by the Company of or compliance by the Company with this  Agreement or if required,  such  approval has been  obtained  prior to the related Closing Date;

         (h)      Article III of the  Warranties  and  Servicing  Agreement is hereby  amended by deleting
Section 3.01(i) in its entirety.

         (i)      Article III of the  Warranties  and  Servicing  Agreement is hereby  amended by deleting
Section 3.01(k) in its entirety.

         (j)      Article III of the  Warranties  and  Servicing  Agreement is hereby  amended by deleting
Section 3.01(m) in its entirety.

         (k)      Section  3.02  of  Article  III  of  the  Warranties  and  Servicing  Agreement  is  not
applicable to the Mortgage Loans.

         (l)      Article IV of the  Warranties  and  Servicing  Agreement is hereby  amended by replacing the second paragraph of Section 4.01 with the following (new text underlined):

                   Consistent  with the terms of this  Agreement,  the Company  may waive,  modify or vary any term of any Mortgage Loan or consent to the  postponement of strict  compliance with any such term or in any manner grant  indulgence  to any  Mortgagor  if in the  Company's  reasonable  and prudent  determination  such waiver,  modification,  postponement or indulgence is not materially adverse  to the  Purchaser,  provided,  however,  that the  Company  shall  not  make any  future advances  other than  Servicing  Advances  with  respect to a Mortgage  Loan and  (unless (a) the
         Mortgagor  is in  default  with  respect  to the  Mortgage  Loan or (b) such  default  is, in the judgment of the Company,  imminent and the Company has obtained the prior written  consent of the
         Purchaser) the Company shall not permit any  modification  with respect to any Mortgage Loan that would change the Mortgage  Interest Rate,  defer or forgive the payment of principal  (except for actual  payments of  principal) or change the final  maturity date on such Mortgage  Loan. In the event of any such  modification  which permits the deferral of interest or principal  payments on any Mortgage Loan, the Company shall,  on the Business Day  immediately  preceding the Remittance
         Date in any month in which any such principal or interest  payment has been deferred,  deposit in the  Custodial  Account from its own funds,  in  accordance  with Section  5.03,  the  difference between (a) such  month's  principal  and one month's  interest at the Mortgage  Loan  Remittance
         Rate on the  unpaid  principal  balance  of such  Mortgage  Loan and (b) the  amount  paid by the
         Mortgagor.  The Company shall be entitled to  reimbursement  for such advances to the same extent as for all other  advances  made  pursuant to Section 5.03.  Without  limiting the  generality of the foregoing,  the Company shall continue,  and is hereby  authorized and empowered,  to execute and  deliver  on  behalf  of  itself  and the  Purchaser,  all  instruments  of  satisfaction  or cancellation,  or of partial or full  release,  discharge and all other  comparable  instruments, with respect to the Mortgage  Loans and with respect to the Mortgaged  Properties.  If reasonably required by the  Company,  the  Purchaser  shall  furnish the Company with any powers of attorney and other  documents  necessary or  appropriate  to enable the Company to carry out its servicing and administrative duties under this Agreement.

         (m)      Article IV of the  Warranties  and  Servicing  Agreement is hereby  amended by replacing the first paragraph of Section 4.02 with the following:

                  In the event that any payment due under any  Mortgage  Loan and not  postponed  pursuant to  Section  4.01 is not  paid  when  the same  becomes  due and  payable,  or in the  event  the
         Mortgagor  fails to perform any other  covenant or  obligation  under the Mortgage  Loan and such failure  continues beyond any applicable grace period,  the Company shall take such action as (1)
         the Company would take under similar  circumstances  with respect to a similar mortgage loan held for its own account for investment,  (2) shall be consistent with Accepted  Servicing  Practices,
         (3) the Company shall  determine  prudently to be in the best  interest of Purchaser,  and (4) is consistent  with any  related PMI  Policy.  In the event that any payment due under any  Mortgage
         Loan is not  postponed  pursuant to Section 4.01 and remains  delinquent  for a period of 90 days or any other  default  continues  for a period of 90 days beyond the  expiration  of any grace or cure period,  the Company shall commence  foreclosure  proceedings,  the Company shall notify the
         Purchaser in writing when  foreclosure  has been  commenced.  In the event the Purchaser  objects to such  foreclosure  action,  the Company  shall not be required to make Monthly  Advances  with respect to such Mortgage  Loan,  pursuant to Section 5.03,  and the Company's  obligation to make such Monthly  Advances  shall  terminate on the 90th day referred to above.  In such  connection, the  Company  shall  from its own  funds  make  all  necessary  and  proper  Servicing  Advances, provided,  however,  that the Company shall not be required to expend its own funds in connection with any  foreclosure  or towards the  restoration  or  preservation  of any Mortgaged  Property, unless it shall  determine  (a) that  such  preservation,  restoration  and/or  foreclosure  will increase the proceeds of liquidation  of the Mortgage Loan to Purchaser  after  reimbursement  to itself for such  expenses and (b) that such  expenses will be  recoverable  by it either  through
         Liquidation  Proceeds  (respecting  which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance  Proceeds  (respecting which it shall have similar priority).

         (n)      Article IV of the Warranties and Servicing  Agreement is hereby amended  effective as of the date hereof by adding the following paragraph to Section 4.03:

                  The  Company  shall not waive  any  Prepayment  Charge  unless:  (i) the  enforceability thereof shall have been limited by bankruptcy,  insolvency,  moratorium,  receivership  and other similar laws relating to creditors’  rights generally,  (ii) the enforcement  thereof is illegal, or any local,  state or federal agency has threatened  legal action if the prepayment  penalty is enforced,  (iii) the mortgage  debt has been  accelerated  in connection  with a  foreclosure  or other  involuntary  payment or (iv) such waiver is standard and  customary  in servicing  similar
         Mortgage  Loans and relates to a default or a reasonably  foreseeable  default and would,  in the reasonable  judgment of the Company,  maximize recovery of total proceeds taking into account the value of such  Prepayment  Charge  and the  related  Mortgage  Loan.  If a  Prepayment  Charge is waived,  but does not meet the  standards  described  above,  then the Company is required to pay the amount of such waived  Prepayment  Charge by  remitting  such amount to the  Purchaser by the
         Remittance Date.

                  With respect to any Mortgage Loan that contains a provision  permitting  imposition of a premium  upon a  prepayment  prior to  maturity,  such  Prepayment  Charge  may be  waived  in an instance where the Mortgage Loan is  accelerated or paid off in connection  with the workout of a delinquent  mortgage  or due to the  borrower’s  default,  notwithstanding  that the terms of the
         Mortgage Loan or state or federal law might permit the imposition of such penalty.

         (o)      Article IV of the  Warranties  and  Servicing  Agreement  is hereby  amended by replacing the second paragraph of Section 4.04 with the following:

                  The Company  shall  deposit in the  Custodial  Account  within two (2) Business
         Days after the  Company’s  receipt of such  funds,  and retain  therein,  the  following collections received by the Company:

         (p)      Article IV of the  Warranties  and  Servicing  Agreement  is hereby  amended by adding as Subsection 4.05(x) the following:

                  “(x)  to reimburse itself for any Nonrecoverable Advances;”

         (q)      Article IV of the  Warranties  and  Servicing  Agreement is hereby  amended by replacing the second paragraph of Section 4.06 with the following:

                  The Company  shall  deposit in the Escrow  Account or Accounts  within two (2)  Business
         Days after the Company’s receipt of such funds, and retain therein:

         (r)      Article IV of the  Warranties  and  Servicing  Agreement is hereby  amended by replacing
Section 4.25 with the following:

                  The Company  shall not hire or  otherwise  utilize the  services of any  Subservicer  to fulfill  any of  the  obligations  of  the  Company  as  servicer  under  this  Agreement  or any
         Reconstitution  Agreement  unless the Company  complies  with the  provisions of paragraph (a) of this  Section  4.25.  The  Company  shall  not hire or  otherwise  utilize  the  services  of any
         Subcontractor,  and shall not permit any  Subservicer  to hire or otherwise  utilize the services of any  Subcontractor,  to fulfill any of the  obligations  of the Company as servicer under this
         Agreement or any  Reconstitution  Agreement  unless the Company  complies with the  provisions of paragraph (b) of this Section 4.25.

                  (a)      It  shall  not be  necessary  for  the  Company  to  seek  the  consent  of the
         Purchaser,  any Master  Servicer or any  Depositor to the  utilization  of any  Subservicer.  The
         Company shall cause any Subservicer  used by the Company (or by any  Subservicer) for the benefit of the Purchaser  and any  Depositor to comply with the  provisions of this Section 4.25 and with
         Sections 6.04, 6.07, 6.06, 9.01(e)(iii),  9.01(e)(v),  9.01(e)(vi),  9.01(e)(vii),  9.01(e)(viii)
         and 9.01(f) of this  Agreement to the same extent as if such  Subservicer  were the Company,  and to provide the information  required with respect to such Subservicer  under Section  9.01(e)(iv)
         of this  Agreement.  The Company shall be  responsible  for obtaining from each  Subservicer  and delivering to the Purchaser and any Depositor any servicer  compliance  statement  required to be delivered  by  such  Subservicer  under  Section  6.04  and  any  assessment  of  compliance  and
         attestation   required  to  be  delivered  by  such  Subservicer   under  Section  6.06  and  any
         certification  required to be  delivered to the Person that will be  responsible  for signing the
         Sarbanes Certification under Section 6.06 as and when required to be delivered.

                  (b)      It  shall  not be  necessary  for  the  Company  to  seek  the  consent  of the
         Purchaser,  any Master  Servicer or any Depositor to the  utilization of any  Subcontractor.  The
         Company  shall  promptly  upon  request  provide to the  Purchaser,  any Master  Servicer and any
         Depositor (or any designee of the  Depositor,  such as an  administrator)  a written  description
         (in form and substance  satisfactory to the Purchaser,  such Depositor and such Master  Servicer)
         of the role and  function  of each  Subcontractor  utilized  by the  Company or any  Subservicer,
         specifying  (i)  the  identity  of  each  such  Subcontractor,   (ii)  which  (if  any)  of  such
         Subcontractors are  “participating in the servicing  function” within the meaning of Item 1122 of
         Regulation  AB,  and  (iii)  which  elements  of the  Servicing  Criteria  will be  addressed  in assessments of compliance  provided by each Subcontractor  identified  pursuant to clause (ii) of this paragraph.

                  As a condition to the utilization of any  Subcontractor  determined to be “participating in the servicing  function”  within the meaning of Item 1122 of Regulation  AB, the Company shall cause any such  Subcontractor  used by the Company (or by any Subservicer) for the benefit of the
         Purchaser and any Depositor to comply with the provisions of Sections  6.06,  6.07 and 9.01(f) of this Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for obtaining  from each  Subcontractor  and delivering to the Purchaser and any
         Depositor any assessment of compliance and attestation and the other  certifications  required to be delivered by such  Subcontractor  under  Section 6.06, in each case as and when required to be delivered.

         (s)      Article V of the  Warranties and Servicing  Agreement is hereby amended  effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

         Section 5.02      Statements to the Purchaser.

                No later  than  the  tenth  (10th)  calendar  day (or if such  tenth  (10th)  day is not a
                Business Day, the first Business Day  immediately  preceding such tenth (10th day) of each month,  the Company shall furnish to the Master Servicer an electronic file containing the data specified in Exhibit I, which data shall reflect  information as to the period ending on the last day of the  preceding  month,  Exhibit J with  respect to  defaulted  mortgage loans and Exhibit K, with  respect to realized  losses and gains,  with each such  report, each exhibit in a form mutually  acceptable to the Company and the Master  Servicer.  With respect to the EMC Mortgage  Loans,  the Servicer shall provide the Master Servicer with a supplemental  report of the EMC  Mortgage  Loans which paid in full during the  Prepayment
                Period, two Business Day s after the related Prepayment Period.

          (t)     Article VI of the Warranties  and Servicing  Agreement is hereby amended by deleting the second paragraph of Section 6.02 in its entirety and replacing it with the following two paragraphs:

                  If the Company  satisfies or releases a Mortgage  without first having obtained  payment in full of the  indebtedness  secured by the Mortgage  (other than as a result of a  modification of the  Mortgage  pursuant  to the terms of this  Agreement  or a  liquidation  of the  Mortgaged
         Property pursuant to the terms of this Agreement) or should the Company  otherwise  prejudice any rights  the  Purchaser  may have  under the  mortgage  instruments,  upon  written  demand of the
         Purchaser,  the Company shall  repurchase the related  Mortgage Loan at the  Repurchase  Price by deposit  thereof in the  Custodial  Account  within 2 Business  Days of receipt of such demand by the Purchaser.  The Company shall  maintain the Fidelity Bond and Errors and Omissions  Insurance
         Policy as provided  for in Section  4.12  insuring  the  Company  against any loss it may sustain with respect to any Mortgage  Loan not  satisfied in  accordance  with the  procedures  set forth herein.

                  If the Company  satisfies  or releases  the lien of the  Mortgage  without  first having obtained payment in full of the  indebtedness  secured by the Mortgage (other than as a result of a  modification  of the Mortgage  pursuant to the terms of this Agreement or a liquidation of the
         Mortgaged  Property  pursuant to the terms of this  Agreement)  or should  the Company  otherwise prejudice  any rights the Purchaser  may have under the mortgage  instruments, the Company  shall deposit in the  Custodial  Account the entire  outstanding  principal  balance,  plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance  Date in the month  following
         the  date of such  release.   The Company  shall  maintain  the  Fidelity  Bond  and  Errors  and
         Omissions  Insurance  Policy as provided for in Section  4.12  insuring  the Company  against any loss it may sustain with  respect to any  Mortgage  Loan not  satisfied  in  accordance  with the procedures set forth herein.

         (u)      Section 6.04 (Annual  Statements  as to  Compliance)  of the  Warranties  and  Servicing
Agreement is hereby amended as follows:

                (1)        Delete paragraph (i) in its entirety;

                         (2)        Delete  the  reference  to  “(ii)”  at the  beginning  of the  section paragraph; and

                         (3)        Delete the  references to “the  Purchaser and any  Depositor” and “the
                Purchaser and such Depositor” and replace each with “the Master Servicer”.

         (v)      Section  6.05  (Annual  Independent  Public   Accountants’   Servicing  Report)  of  the
Warranties and Servicing Agreement is deleted in its entirety and replaced with “[Reserved]”.

         (w)      Section 6.06 (Report on Assessment  of Compliance  and  Attestation)  of the  Warranties
and  Servicing  Agreement  is hereby  amended  by  replacing  the  references  to “the  Purchaser  and any
Depositor” with “the Master  Servicer” and “the Purchaser and such Depositor” with “the Master  Servicer”,
“Section 425(b)” with “Section 4.25(b)” and “paragraphs (a) and (b)” with “paragraphs (i) and (ii)”.

         (x)      Section   6.07(i)  is  hereby   amended  by   replacing   the   reference   to  “Section
9.01(e)(iv)(A)” with “Section 9.01(e)(vi)(A)”,  “Section 9.01(e)(iv)(B)” with “Section 9.01(e)(vi)(B)” and deleting the reference to “Section 6.05”.

         (y)      Section  6.07(ii)  of the  Warranties  and  Servicing  Agreement  is hereby  amended  by replacing  the  references  to  “Purchaser  or  Depositor”  with  “Purchaser,  any Master  Servicer or any
Depositor”, “Subcontract” with “Subcontractor” and deleting the reference to “Section 6.05”.

         (z)      The  following are added as the second,  third and fourth  paragraphs of Section 6.09 of the Warranties and Servicing Agreement:

                  “Notwithstanding  anything in this Agreement to the contrary,  the Company (a) shall not permit  any  modification  with  respect to any  Mortgage  Loan that  would  change the  Mortgage
         Interest  Rate and (b)  shall not  (unless  the  Mortgagor  is in  default  with  respect  to the
         Mortgage Loan or such default is, in the judgment of the Company,  reasonably  foreseeable)  make or permit any  modification,  waiver or  amendment  of any term of any  Mortgage  Loan that would both effect an exchange or  reissuance  of such  Mortgage Loan under Section 1001 of the Code (or
         Treasury regulations promulgated thereunder).

                  Prior  to  taking  any  action  with  respect  to  the  Mortgage   Loans  which  is  not
         contemplated  under the terms of this  Agreement,  the Company  will obtain an Opinion of Counsel reasonably  acceptable to the  Securities  Administrator  with a copy to the Trustee with respect to whether such action  could result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions  as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d) of the Code) (either such event,  an “Adverse  REMIC  Event”),  and the Company shall not take any such action or cause the
         Trust Fund to take any such action as to which it has been  advised  that an Adverse  REMIC Event could occur.

                  The  Company  shall not permit the  creation of any  “interests”  (within the meaning of
         Section  860G of the Code) in any REMIC.  The  Company  shall not enter into any  arrangement  by which any REMIC will  receive a fee or other  compensation  for  services nor permit any REMIC to receive  any  income  from  assets  other  than  “qualified  mortgages”  as  defined  in  Section
         860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

         (aa)     Sections 9.01(d) shall be inapplicable.

         (bb)     Article IX of the Warranties and Servicing  Agreement is hereby amended  effective as of the date hereof by replacing Section 9.01(e)(iv) with the following:

         (iv)     For the purpose of  satisfying  the  reporting  obligation  under the  Exchange Act with respect  to any  class of  asset-backed  securities,  the  Company  shall (or  shall  cause  each
         Subservicer  to) (1)  provide  prompt  notice  to the  Purchaser,  any  Master  Servicer  and any
         Depositor in writing of (A) any material  litigation or  governmental  proceedings  involving the
         Company or any  Subservicer,  (B) any affiliations or  relationships  that develop  following the closing date of a  Securitization  Transaction  between the Company or any Subservicer and any of the parties  specified in Section  9.01(e)(iii)(J)  (and any other parties  identified in writing by the  requesting  party)  with  respect to such  Securitization  Transaction,  (C) any Event of
         Default  under the terms of this  Agreement  or any  Reconstitution  Agreement,  (D) any  merger, consolidation  or sale of substantially  all of the assets of the Company,  and (E) the Company’s entry into an agreement  with a  Subservicer  to perform or assist in the  performance  of any of the Company’s obligations under this Agreement or any Reconstitution  Agreement,  and (2) provide to  the  Purchaser  and  any  Depositor  a  description  of  such  proceedings,  affiliations  or relationships.

                  Each such  notice/update  pursuant to this Section  9.01(e)(iv) should be sent by e-mail
         to   regABnotifications@bear.com.   Additionally,  all  notification  pursuant  to  this  Section
         9.01(e)(iv), other than those pursuant to Section 9.01(e)(iv)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         With a copy to:
         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 9.01(e)(iv)(A) should be sent to:
         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: President or General Counsel
         Facsimile: (469) 759-4714

         With copies to:
         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         (cc)     Section  9.01(e)(v)  of  the  Warranties  and  Servicing  Agreement  is  hereby  amended effective as of the date hereof,  by replacing the references to “the  Purchaser and any  Depositor”  with
“the  Purchaser,  the Master  Servicer and any Depositor” and “the Purchaser and such Depositor” with “the
Purchaser, the Master Servicer and such Depositor”.

         (dd)     The third  paragraph  of Section  9.01 of the  Warranties  and  Servicing  Agreement  is
hereby amended effective as of the date hereof by replacing such section with the following:

                  The  Purchaser  and the  Company  acknowledge  and agree  that the  purpose  of  Section
         9.01(e) is to facilitate  compliance by the  Purchaser and any Depositor  with the  provisions of
         Regulation AB and related rules and  regulations  of the  Commission.  Although  Regulation AB is applicable by its terms only to offerings of asset-backed  securities  that are registered  under the Securities Act, the Company  acknowledges that investors in privately offered  securities may require  that the  Purchaser or any  Depositor  provide  comparable  disclosure  in  unregistered offerings.  References in this Agreement to compliance  with  Regulation AB include  provision of comparable disclosure in private offerings.

                  Neither the Purchaser,  the Master  Servicer nor any Depositor  shall exercise its right to request  delivery of information or other  performance  under these  provisions  other than in good faith,  or for purposes other than  compliance with the Securities Act, the Exchange Act and the rules and  regulations of the Commission  thereunder (or the provision in a private  offering of disclosure  comparable to that required  under the Securities  Act). The Company  acknowledges that  interpretations  of the requirements of Regulation AB may change over time,  whether due to interpretive  guidance provided by the Commission or its staff,  consensus among  participants in the asset-backed securities markets,  advice of counsel, or otherwise,  and agrees to comply with requests made by the Purchaser,  the Master  Servicer or any Depositor in good faith for delivery of  information  under these  provisions on the basis of evolving  interpretations  of Regulation
         AB. In connection  with any  Securitization  Transaction,  the Company shall cooperate fully with the  Purchaser  and any  Master  Servicer  to  deliver  to the  Purchaser  (including  any of its assignees  or  designees),  any  Master  Servicer  and any  Depositor,  any  and all  statements, reports,  certifications,  records  and  any  other  information  necessary  in  the  good  faith determination  of the  Purchaser,  the Master  Servicer or any Depositor to permit the Purchaser, such Master  Servicer or such Depositor to comply with the provisions of Regulation AB,  together with such disclosures  relating to the Company, any Subservicer,  any Third-Party  Originator and
         the  Mortgage  Loans,  or the  servicing  of  the  Mortgage  Loans,  reasonably  believed  by the
         Purchaser or any Depositor to be necessary in order to effect such compliance.

                  The Purchaser  (including  any of its assignees or designees)  shall  cooperate with the
         Company by providing  timely notice of requests for  information  under these  provisions  and by reasonably  limiting  such  requests  to  information  required,  in the  Purchaser’s  reasonable judgment, to comply with Regulation AB.

         (ee)     Section  9.01(e)(vii)  of the  Warranties  and  Servicing  Agreement  is hereby  amended effective as of the date hereof by replacing such section with the following:

                  (vii) In addition to such  information  as the  Company,  as  servicer,  is obligated to provide  pursuant to other  provisions of this  Agreement,  not later than ten (10) days prior to the  deadline  for the  filing  of any  distribution  report  on  Form  10-D  in  respect  of any
         Securitization  Transaction  that includes any of the Mortgage  Loans  serviced by the Company or any  Subservicer,  the  Company or such  Subservicer,  as  applicable,  shall,  to the extent the
         Company or such  Subservicer  has  knowledge,  provide to the party  responsible  for filing such report  (including,  if applicable,  the Master  Servicer) notice of the occurrence of any of the following  events along with all  information,  data,  and  materials  related  thereto as may be required  to be included in the related  distribution  report on Form 10-D (as  specified  in the provisions of Regulation AB referenced below):

                           (A)      any  material  modifications,  extensions  or  waivers  of pool  asset terms, fees, penalties or payments during the distribution period;

                           (B)      material  breaches  of pool asset  representations  or  warranties  or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      information regarding new asset-backed  securities issuances backed by
         the  same  pool  assets,   any  pool  asset  changes  (such  as,   additions,   substitutions  or
         repurchases),  and any  material  changes in  origination,  underwriting  or other  criteria  for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

         (ff)     Article IX of the Warranties and Servicing  Agreement is hereby amended  effective as of the date hereof by inserting the following new Section 9.01(e)(viii) as follows:

                  (viii)  The  Company  shall  provide  to the  Purchaser,  any  Master  Servicer  and any
         Depositor,  evidence of the  authorization of the person signing any  certification or statement, copies or other  evidence of Fidelity Bond  Insurance and Errors and Omission  Insurance  policy, financial  information  and  reports,  and such other  information  related to the Company or any
         Subservicer or the Company or such Subservicer’s performance hereunder.

         (gg)     Article IX of the Warranties and Servicing  Agreement is hereby amended  effective as of the date hereof by inserting the following after Section 9.01(e)(iii)(H) in its entirety as follows:

                  (I)      a description of any material  legal or  governmental  proceedings  pending (or known to be contemplated) against the Servicer; and

                  (J)      a description of any affiliation or  relationship  between the Servicer and any of the following parties to a Securitization  Transaction,  as such parties are identified to the
         Servicer  by the  Purchaser  or any  Depositor  in  writing  in  advance  of such  Securitization
         Transaction:

                           (1)      the sponsor;
                           (2)      the depositor;
                           (3)      the issuing entity;
                           (4)      any servicer;
                           (5)      any trustee;
                           (6)      any originator;
                           (7)      any significant obligor;
                           (8)      any enhancement or support provider; and
                           (9)      any other material transaction party.

         (hh)     Article IX of the  Warranties  and  Servicing  Agreement is hereby  amended by replacing
Section 9.01(f) with the following:

         (f)      the Company shall  indemnify the Purchaser,  each  affiliate of the Purchaser,  and each of the following  parties  participating in a Securitization  Transaction;  each sponsor and issuing entity;  each Person  (including,  but not limited to, any Master  Servicer, if  applicable)  responsible  for the  preparation,  execution  or filing of any  report
                  required  to  be  filed  with  the  Commission  with  respect  to  such   Securitization
                  Transaction,  or for  execution of a  certification  pursuant to Rule  13a-14(d) or Rule
                  15d-14(d) under the Exchange Act with respect to such Securitization  Transaction;  each broker dealer acting as underwriter,  placement agent or initial purchaser,  each Person who controls any of such parties or the  Depositor  (within the meaning of Section 15 of the Securities  Act and Section 20 of the Exchange Act); and the respective  present and former directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the  Depositor  (each,  an  “Indemnified  Party”),  and  shall  hold each of them harmless from and against any claims, losses, damages,  penalties,  fines,  forfeitures, legal fees and  expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

                  (i)      (A)      any untrue  statement  of a material  fact  contained or alleged to be contained in any information, report, certification,  data, accountants’ letter or other material  provided under Sections 4.25,  6.04,  6.06 or 9.01(c) or (e)
                           by or on behalf of the Company,  or provided under  Sections  9.01(c) or (e) by or on  behalf  of any  Subservicer,  Subcontractor  or  Third-Party  Originator
                           (collectively,  the  “Company  Information”),  or (B) the  omission  or alleged omission to state in the Company  Information  a material  fact  required to be stated in the Company  Information or necessary in order to make the statements therein,  in the light of the  circumstances  under  which they were made,  not misleading;  provided,  by way  of  clarification,  that  clause  (B)  of  this paragraph  shall be construed  solely by  reference to the Company  Information and not to any other  information  communicated  in  connection  with a sale or purchase of securities,  without  regard to whether the Company  Information or any portion  thereof is presented  together with or separately  from such other information;

                  (ii)     any  breach by the  Company of its  obligations  under  this  Section  9.01(f), including any failure by the Company,  any  Subservicer,  any  Subcontractor or
                           any Third-Party Originator to deliver any information,  report,  certification, accountants’  letter or other  material  when and as  required  under  Sections
                           4.25,  6.04,  6.06 or 9.01(c) or (e),  including  any failure by the Company to identify any  Subcontractor  “participating  in the servicing  function” within the meaning of Item 1122 of Regulation AB; or

                  (iii)    any breach by the Company of a representation  or warranty set forth in Section
                           9.01(e)(vi)(A)  or in a writing  furnished  pursuant to Section  9.01(e)(vi)(B)
                           and made as of a date prior to the closing  date of the related  Securitization
                           Transaction,  to the extent that such breach is not cured by such closing date, or any  breach by the  Company of a  representation  or  warranty  in a writing furnished  pursuant to Section  9.01(e)(vi)(B)  to the extent made as of a date subsequent to such closing date.

                  (iv)     the  negligence,  bad faith or willful  misconduct of the Company in connection with its performance under Sections 4.25, 6.04, 6.06, 6.07 or 9.01.

                           If the  indemnification  provided for herein is unavailable or  insufficient to hold  harmless an  Indemnified  Party,  then the  Company  agrees that it shall contribute to the amount paid or payable by such Indemnified  Party as a result of any claims,  losses,  damages or  liabilities  incurred by such  Indemnified
                           Party ins such  proportion as is  appropriate  to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

                           In the case of any failure of performance  described in sub-clause (ii) of this
                           Section  9.01(f),  the Company  shall  promptly  reimburse the  Purchaser,  any
                           Depositor,  as applicable,  and each Person  responsible  for the  preparation, execution  or filing of any report  required  to be filed  with the  Commission with  respect  to  such  Securitization  Transaction,  or  for  execution  of a certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d)  under the Exchange
                           Act with respect to such Securitization  Transaction,  for all costs reasonably incurred  by each  such  party in  order to  obtain  the  information,  report, certification,  accountants’ letter or other material not delivered as required
                           by  the  Company,  any  Subservicer,   any  Subcontractor  or  any  Third-Party
                           Originator.

         This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

         (ii)     The following is added as Section 10.01(ix) of the Warranties and Servicing Agreement:
                  (ix)     any Event of Default as set forth in Section 6.07.

         (jj)     Article X of the  Warranties and Servicing  Agreement is hereby amended  effective as of the date hereof by adding the following at the end of the last paragraph of Section 10.01:

                  If the  Company  is  terminated  pursuant  to this  Section  10.01,  the  Company  shall promptly  reimburse the Purchaser (or any designee of the Purchaser,  such as a master  servicer)
         and any Depositor,  as  applicable,  for all  reasonable  expenses  incurred by the Purchaser (or such designee) or such  Depositor,  as such are incurred,  in connection  with the termination of the Company as  servicer  and the  transfer of  servicing  of the  Mortgage  Loans to a successor servicer.  The provisions of this paragraph  shall not limit whatever rights the Purchaser or any
         Depositor  may  have  under  other   provisions   of  this   Agreement   and/or  any   applicable
         Reconstitution  Agreement  or  otherwise,  whether  in  equity or at law,  such as an action  for damages, specific performance or injunctive relief.

         (kk)     The first  sentence  of Section  12.03 of the  Warranties  and  Servicing  Agreement  is
deleted in its entirety and replaced with the following:

                  Section 12.03      Governing Law.

                  This Agreement  shall be governed by and construed in accordance  with the laws of the State of New York  without  giving  effect to  principles  of  conflicts  of laws
         (other than Section  5-1401 of the New York General  Obligations  Law) and except to the extent  preempted  by  Federal  law and the  obligations,  rights  and  remedies  of the parties hereunder shall be determined in accordance with such laws.

         (ll)     A  new  Section  12.12  (Third  Party  Beneficiary)  is  hereby  added  to  the
Warranties and Servicing Agreement.

                  Section 12.12     Third Party Beneficiary.

                  For purposes of this  Agreement,  each Master Servicer shall be considered a third party beneficiary  to this  Agreement,  entitled to all the rights and benefits  hereof as if it were a direct party to this Agreement.
         (mm)     The  Warranties  and  Servicing  Agreement  is hereby  amended as of the date  hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Attachment 5.

         (nn)     The  Warranties  and  Servicing  Agreement  is hereby  amended as of the date  hereof by inserting a new Exhibit J, a copy of which is annexed hereto as Attachment 6.

         (oo)     The  Warranties  and  Servicing  Agreement  is hereby  amended as of the date  hereof by inserting a new Exhibit K, a copy of which is annexed hereto as Attachment 7.

         (pp)     The  Warranties  and  Servicing  Agreement  is hereby  amended as of the date  hereof by inserting a new Exhibit D, a copy of which is annexed hereto as Attachment 8.

         10.      A copy  of all  assessments,  attestations,  reports  and  certificates  required  to be delivered by the Servicer under this  Recognition  Agreement and the  Warranties  and Servicing  Agreement
shall be  delivered  to the Master  Servicer by the date(s)  specified  herein or therein,  and where such documents are required to be addressed to any party,  such  addresses  shall  include the Master  Servicer and the Master Servicer shall be entitled to rely on such documents.

Miscellaneous

         11.      Notwithstanding  anything to the  contrary  contained  herein or in the  Warranties  and
Servicing  Agreement,  Company  acknowledges  that the  Mortgage  Loans may be part of a REMIC or multiple
REMICs and hereby  agrees that in no event will it service the  Mortgage  Loans in a manner that would (i)
cause any such  intended  REMIC to fail to qualify as a REMIC or (ii)  result in the  imposition  of a tax upon any such intended REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d)
of the Code).  It is the  intention of EMC and Company that this  Recognition  Agreement  shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

         12.      All  demands,  notices  and  communications  related  to the  Mortgage  Loans  and  this
Recognition  Agreement  shall be in  writing  and shall be deemed  to have been duly  given if  personally delivered or mailed by registered mail, postage prepaid, as follows:

                  a.       In the case of Company,

                           Wells Fargo Bank, National Association
                           1 Home Campus
                           MAC X2302-033
                           Des Moines, IA 50328-0001
                           Attention: John B. Brown

                           In each instance with a copy to:

                           Wells Fargo Bank, National Association
                           1 Home Campus
                           Des Moines, Iowa  50328-0001
                           Attention:  General Counsel, MAC # X2401-06T
                           Telecopy:  (515) 213-5192

                  b.       In the case of EMC,

                           EMC Mortgage Corporation
                           MacArthur Ridge II
                           909 Hidden Ridge Drive, Suite 200
                           Irving, Texas 75038
                           Attention: Associate General Counsel for Loan Administration
                           Telecopy: (972) 831-2555

         13.      Each party will pay any  commissions  it has  incurred  and the  reasonable  fees of its attorneys  in  connection  with the  negotiations  for,  documenting  of and  closing of the  transactions contemplated by this Recognition Agreement.

         14.      This  Recognition  Agreement shall be construed in accordance with the laws of the State of New York,  without regard to conflicts of law principles,  and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         15.      No term or  provision of this  Recognition  Agreement  may be waived or modified  unless such  waiver  or  modification  is in  writing  and  signed  by the  party  against  whom  such  waiver or modification is sought to be enforced.

         16.      This  Recognition  Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Company or EMC may be merged or  consolidated  shall,  without the requirement for any further writing, be deemed Company or EMC, respectively, hereunder.

         17.      This  Recognition  Agreement shall survive the conveyances of the Mortgage Loans and the assignment of the  Warranties  and Servicing  Agreement  and this  Recognition  Agreement and the Mortgage
Loans by EMC to the Trustee as contemplated in this Recognition  Agreement and the Assignment,  Assumption and Recognition Agreement Agreement.

         18.      This   Recognition   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts.  Each  counterpart  shall  be  deemed  to be an  original  and all such  counterparts  shall constitute one and the same instrument.

         19.      In the  event  that any  provision  of this  Recognition  Agreement  conflicts  with any provision of the  Warranties  and Servicing  Agreement  with respect to the Mortgage  Loans,  the terms of this Recognition Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION, as Assignor

                                                     By:__________________________________________
                                                     Name:________________________________________
                                                     Title:_______________________________________

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION, as Company

                                                     By:___________________________________________
                                                     Name:_________________________________________
                                                     Title:________________________________________

                                               ATTACHMENT 1

                                          2003-2 MORTGAGE LOANS

                                         (Available upon request)

                                               ATTACHMENT 2

                                          2003-4 MORTGAGE LOANS

                                         (Available upon request)

                                               ATTACHMENT 3

                                          2003-7 MORTGAGE LOANS

                                         (Available upon request)

                                               ATTACHMENT 4

                                    WARRANTIES AND SERVICING AGREEMENT

                                         (Available upon request)

                                               ATTACHMENT 5

                                                EXHIBIT I

                                     REPORTING DATA FOR MONTHLY REPORT

Standard File Layout - Master Servicing
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Column Name                                          Description                                 Decimal                    Format Comment                Max Size
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SER_INVESTOR_NBR                         A value assigned by the Servicer to define a group of loans.                        Text up to 10 digits                          20
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
LOAN_NBR                                 A unique identifier assigned to each loan by the investor.                          Text up to 10 digits                          10
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERVICER_LOAN_NBR                        A unique number assigned to a loan by the Servicer.  This may                       Text up to 10 digits                          10
                                         be different than the LOAN_NBR.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
BORROWER_NAME                            The borrower name as received in the file.  It is not separated                     Maximum length of 30 (Last, First)            30
                                         by first and last name.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_PAY_AMT                            Scheduled monthly principal and scheduled interest payment that          2          No commas(,) or dollar signs ($)              11
                                         a borrower is expected to pay, P&I constant.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NOTE_INT_RATE                            The loan interest rate as reported by the Servicer.                      4          Max length of 6                               6
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NET_INT_RATE                             The loan gross interest rate less the service fee rate as                4          Max length of 6                               6
                                         reported by the Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_FEE_RATE                            The servicer's fee rate for a loan as reported by the Servicer.          4          Max length of 6                               6
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_FEE_AMT                             The servicer's fee amount for a loan as reported by the                  2          No commas(,) or dollar signs ($)              11
                                         Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NEW_PAY_AMT                              The new loan payment amount as reported by the Servicer.                 2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NEW_LOAN_RATE                            The new loan rate as reported by the Servicer.                           4          Max length of 6                               6
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ARM_INDEX_RATE                           The index the Servicer is using to calculate a forecasted rate.          4          Max length of 6                               6
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ACTL_BEG_PRIN_BAL                        The borrower's actual principal balance at the beginning of the          2          No commas(,) or dollar signs ($)              11
                                         processing cycle.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ACTL_END_PRIN_BAL                        The borrower's actual principal balance at the end of the                2          No commas(,) or dollar signs ($)              11
                                         processing cycle.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
BORR_NEXT_PAY_DUE_DATE                   The date at the end of processing cycle that the borrower's                         MM/DD/YYYY                                    10
                                         next payment is due to the Servicer, as reported by Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_AMT_1                          The first curtailment amount to be applied.                              2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_DATE_1                         The curtailment date associated with the first curtailment                          MM/DD/YYYY                                    10
                                         amount.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
CURT_ADJ_ AMT_1                          The curtailment interest on the first curtailment amount, if             2          No commas(,) or dollar signs ($)              11
                                         applicable.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_AMT_2                          The second curtailment amount to be applied.                             2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_DATE_2                         The curtailment date associated with the second curtailment                         MM/DD/YYYY                                    10
                                         amount.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
CURT_ADJ_ AMT_2                          The curtailment interest on the second curtailment amount, if            2          No commas(,) or dollar signs ($)              11
                                         applicable.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_AMT_3                          The third curtailment amount to be applied.                              2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SERV_CURT_DATE_3                         The curtailment date associated with the third curtailment                          MM/DD/YYYY                                    10
                                         amount.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
CURT_ADJ_AMT_3                           The curtailment interest on the third curtailment amount, if             2          No commas(,) or dollar signs ($)              11
                                         applicable.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
PIF_AMT                                  The loan "paid in full" amount as reported by the Servicer.              2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
PIF_DATE                                 The paid in full date as reported by the Servicer.                                  MM/DD/YYYY                                    10
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ACTION_CODE                              The standard FNMA numeric code used to indicate the                                 Action Code Key: 15=Bankruptcy,               2
                                         default/delinquent status of a particular loan.                                     30=Foreclosure, , 60=PIF,
                                                                                                                             63=Substitution, 65=Repurchase,70=REO
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
INT_ADJ_AMT                              The amount of the interest adjustment as reported by the                 2          No commas(,) or dollar signs ($)              11
                                         Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SOLDIER_SAILOR_ADJ_AMT                   The Soldier and Sailor Adjustment amount, if applicable.                 2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
NON_ADV_LOAN_AMT                         The Non Recoverable Loan Amount, if applicable.                          2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
LOAN_LOSS_AMT                            The amount the Servicer is passing as a loss, if applicable.             2          No commas(,) or dollar signs ($)              11
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_BEG_PRIN_BAL                       The scheduled outstanding principal amount due at the beginning          2          No commas(,) or dollar signs ($)              11
                                         of the cycle date to be passed through to investors.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_END_PRIN_BAL                       The scheduled principal balance due to investors at the end of           2          No commas(,) or dollar signs ($)              11
                                         a processing cycle.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_PRIN_AMT                           The scheduled principal amount as reported by the Servicer for           2          No commas(,) or dollar signs ($)              11
                                         the current cycle -- only applicable for Scheduled/Scheduled
                                         Loans.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
SCHED_NET_INT                            The scheduled gross interest amount less the service fee amount          2          No commas(,) or dollar signs ($)              11
                                         for the current cycle as reported by the Servicer -- only
                                         applicable for Scheduled/Scheduled Loans.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
ACTL_PRIN_AMT                            The actual principal amount collected by the Servicer for the            2          No commas(,) or dollar signs ($)              11
                                         current reporting cycle -- only applicable for Actual/Actual
                                         Loans.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
                                         The actual gross interest amount less the service fee amount
ACTL_NET_INT                             for the current reporting cycle as reported by the Servicer --           2          No commas(,) or dollar signs ($)              11
                                         only applicable for Actual/Actual Loans.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
PREPAY_PENALTY_ AMT                      The penalty amount received when a borrower prepays on his loan          2          No commas(,) or dollar signs ($)              11
                                         as reported by the Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
PREPAY_PENALTY_ WAIVED                   The prepayment penalty amount for the loan waived by the                 2          No commas(,) or dollar signs ($)              11
                                         servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
MOD_DATE                                 The Effective Payment Date of the Modification for the loan.                        MM/DD/YYYY                                    10
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
MOD_TYPE                                 The Modification Type.                                                              Varchar - value can be alpha or numeric       30
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------
DELINQ_P&I_ADVANCE_AMT                   The current outstanding principal and interest advances made by          2          No commas(,) or dollar signs ($)              11
                                         Servicer.
---------------------------------------- ----------------------------------------------------------------- ----------------- ----------------------------------------- -----------

                                               ATTACHMENT 6

                                                EXHIBIT J

                                        REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a property inspection is performed.                        MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting
The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
         o    ASUM-     Approved Assumption
         o    BAP-      Borrower Assistance Program
         o    CO-       Charge Off
         o    DIL-      Deed-in-Lieu
         o    FFA-      Formal Forbearance Agreement
         o    MOD-      Loan Modification
         o    PRE-      Pre-Sale
         o    SS-       Short Sale
         o    MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.
The Occupant Code field should show the current status of the property code as follows:
         o    Mortgagor
         o    Tenant
         o    Unknown
         o    Vacant

The Property Condition field should show the last reported condition of the property as follows:
         o    Damaged
         o    Excellent
         o    Fair
         o    Gone
         o    Good
         o    Poor
         o    Special Hazard
         o    Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor’s family member
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued
The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                                62             Veteran’s Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                                63             Veteran’s Affairs-Refund
                      ------------------------ -------------------------------------------------------
                                64             Veteran’s Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

                                               ATTACHMENT 7

                                                EXHIBIT K
                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                           The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period

                     of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                  *  For escrow advances - complete payment history

                      (to calculate advances from last positive escrow balance forward)

                  *  Other expenses -  copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved
                  Servicing Officer’s certification

                  *  Unusual or extraordinary items may require further documentation.

         13.      The total of lines 1 through 12.

         Credits:

         14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and
                  Escrow Agent / Attorney

                     Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov't guarantee

                  *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The total derived from subtracting line 22 from 13.  If the amount represents a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________
----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If “Yes”, provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                 $ ________________(1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                               $ ________________(13)
         Credits:
         (14) Escrow Balance                                                   $ ________________(14)
         (15) HIP Refund                                                         ________________(15)
         (16) Rental Receipts                                                    ________________(16)
         (17) Hazard Loss Proceeds                                               ________________(17)
         (18) Primary Mortgage Insurance / Gov’t Insurance                       ________________(18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                            ________________(19)
         (20) Proceeds from Sale of Acquired Property                            ________________(20)
         (21) Other (itemize)                                                    ________________(21)
              _________________________________________                          ________________(21)

              Total Credits                                                    $ ________________(22)
         Total Realized Loss (or Amount of Gain)                               $ ________________(23)

Escrow Disbursement Detail
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

                                               ATTACHMENT 8

                                                Exhibit D

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Company shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer’s investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------

-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             X
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer’s records regarding the mortgage loans agree with the              X
                        Servicer’s records with respect to an obligor’s unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's                     X
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
----------------------- -------------------------------------------------------------------   -----------------------

                                                                                                 EXHIBIT J

                                 FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                                                  among

                                         EMC MORTGAGE CORPORATION

                                        as a Mortgage Loan Seller

                                            MASTER FUNDING LLC

                                        as a Mortgage Loan Seller

                                                   and

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                               as Purchaser

                                               Dated as of

                                            December 28, 2006

                              Structured Asset Mortgage Investments II Inc.
                   Bear Stearns ALT-A Trust 2006-8, Mortgage Pass-Through Certificates

Section 7           Representations and Warranties of Mortgage Loan Seller Concerning the

                                     MORTGAGE LOAN PURCHASE AGREEMENT

                  MORTGAGE  LOAN  PURCHASE  AGREEMENT,  dated as of  December  28,  2006,  as amended  and supplemented by any and all amendments hereto (collectively,  the "Agreement"),  by and among EMC MORTGAGE
CORPORATION,  a Delaware  corporation ("EMC" or a "Mortgage Loan Seller"),  MASTER FUNDING LLC, a Delaware
limited  liability  company  ("Master  Funding" or a "Mortgage  Loan  Seller," and together  with EMC, the
"Mortgage Loan Sellers") and STRUCTURED  ASSET MORTGAGE  INVESTMENT II INC., a Delaware  corporation  (the
"Purchaser").

                  Upon the terms and subject to the  conditions  of this  Agreement,  each  Mortgage  Loan
Seller agrees to sell,  and the  Purchaser  agrees to purchase,  certain  conventional,  adjustable  rate, first lien mortgage loans secured primarily by one- to four-family  residential properties  (collectively, the "Mortgage  Loans") as described  herein.  The Purchaser  intends to deposit the Mortgage  Loans into a trust fund (the "Trust Fund") and create Bear Stearns  ALT-A Trust,  Mortgage  Pass-Through  Certificates,
Series 2006-8 (the  "Certificates"),  under a pooling and servicing agreement,  to be dated as of December
1, 2006 (the  "Pooling  and  Servicing  Agreement"),  among the  Purchaser,  as seller,  Wells Fargo Bank,
National Association,  as master servicer and securities  administrator,  Citibank,  N.A., as trustee (the
"Trustee") and EMC Mortgage Corporation.

                  The Purchaser has filed with the Securities and Exchange  Commission (the  "Commission")
a  registration  statement  on  Form  S-3  (Number  333-132232)  relating  to  its  Mortgage  Pass-Through
Certificates and the offering of certain series thereof  (including  certain classes of the  Certificates)
from time to time in  accordance  with Rule 415 under the  Securities  Act of 1933,  as  amended,  and the
rules  and  regulations  of  the  Commission   promulgated   thereunder  (the  "Securities   Act").   Such
registration  statement,  when it became  effective under the Securities Act, and the prospectus  relating to the public  offering of certain classes of the  Certificates by the Purchaser (the "Public  Offering"),
as from time to time each is amended or  supplemented  pursuant to the  Securities  Act or otherwise,  are referred to herein as the "Registration  Statement" and the "Prospectus,"  respectively.  The "Prospectus
Supplement"  shall mean that supplement,  dated December 28, 2006, to the Prospectus,  dated December [_],
2006,  relating to certain  classes of the  Certificates.  With respect to the Public  Offering of certain classes of the  Certificates,  the Purchaser and Bear,  Stearns & Co. Inc.  ("Bear  Stearns") have entered into a terms  agreement  dated as of December 28, 2006, to an  underwriting  agreement dated May 12, 2006, between the Purchaser and Bear Stearns (collectively, the "Underwriting Agreement").

                  Now,  therefore,  in consideration  of the premises and the mutual  agreements set forth herein, the parties hereto agree as follows:

                  SECTION 1.        Definitions.  Certain  terms are  defined  herein.  Capitalized  terms used  herein but not defined  herein  shall have the  meanings  specified  in the  Pooling  and  Servicing
Agreement.  The following other terms are defined as follows:

                  Acquisition  Price:  With respect to EMC and the sale of the EMC Mortgage Loans, cash in
an amount equal to $          *                   (plus $              *           in  accrued   interest)
and the  retained  certificates.  With  respect  to  Master  Funding  and the sale of the  Master  Funding
Mortgage Loans, cash in an amount equal to  $           *               (plus  $            *
in accrued interest).

*    Please contact Bear Stearns for pricing information.

                  Bear Stearns: Bear, Stearns & Co. Inc.

                  Closing Date: December 28, 2006.

                  Cut-off Date: December 1, 2006.

                  Cut-off Date Balance: Approximately $1,381,980,501.07.

                  Deleted  Mortgage  Loan:  A Mortgage  Loan  replaced or to be  replaced by a  Substitute
Mortgage Loan.

                  Due Date:  With  respect  to each  Mortgage  Loan,  the date in each  month on which its
Scheduled  Payment is due,  if such due date is the first day of a month,  and  otherwise  is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

                  Fitch:  Fitch Inc., or its successors in interest.

                  Master Funding  Mortgage  Loans:  The Mortgage Loans  identified as such on the Mortgage
Loan Schedule for which Master Funding is the applicable Mortgage Loan Seller.

                  Master Servicer: Wells Fargo Bank, National Association.

                  Moody's: Moody's Investors Service, Inc., or its successors in interest.

                  Mortgage:  The  mortgage  or deed of trust  creating a first lien on an interest in real property securing a Mortgage Note.

                  Mortgage File:  The items  referred to in Exhibit 1 pertaining to a particular  Mortgage
Loan and any additional  documents  required to be added to such  documents  pursuant to this Agreement or the Pooling and Servicing Agreement.

                  Mortgage  Interest  Rate: The annual rate of interest borne by a Mortgage Note as stated
therein.

                  Mortgagor: The obligor(s) on a Mortgage Note.

                  Opinion of Counsel:  A written  opinion of counsel,  who may be counsel for the Mortgage
Loan Sellers or the Purchaser, reasonably acceptable to the Trustee.

                  Person:  Any legal person,  including any individual,  corporation,  partnership,  joint venture,  association,  joint stock  company,  trust,  unincorporated  organization  or  government or any agency or political subdivision thereof.

                  Purchase  Price:  With  respect to any  Mortgage  Loan (or any  property  acquired  with respect  thereto)  required  to be  purchased  by EMC (on its own behalf as a Mortgage  Loan Seller and on behalf  of Master  Funding)  pursuant  to this  Agreement  or  Article  II of the  Pooling  and  Servicing
Agreement,  an  amount  equal to the sum of  (i)(a)  100% of the  Outstanding  Principal  Balance  of such
Mortgage  Loan as of the date of  repurchase  (or if the related  Mortgaged  Property  was  acquired  with respect  thereto,  100% of the Outstanding  Principal  Balance at the date of the  acquisition),  plus (b)
accrued but unpaid interest on the Outstanding  Principal  Balance at the related Mortgage  Interest Rate, through  and  including  the last day of the month of  repurchase,  and  reduced by (c) any portion of the
Master  Servicing  Compensation,  Monthly  Advances and advances  payable to the purchaser of the Mortgage
Loan and (ii) any costs and damages (if any)  incurred by the Trust in  connection  with any  violation of such Mortgage Loan of any anti-predatory or abusive lending laws.

                  Rating Agencies: Standard & Poor's, Moody's and Fitch, each a "Rating Agency."

                  Securities Act: The Securities Act of 1933, as amended.

                  Security  Instrument:  A written  instrument  creating a valid first lien on a Mortgaged
Property  securing a Mortgage Note, which may be any applicable form of mortgage,  deed of trust,  deed to secure debt or security deed, including any riders or addenda thereto.

                  Standard & Poor's:  Standard & Poor's Ratings  Services,  a division of The  McGraw-Hill
Companies, Inc. or its successors in interest.

                  Substitute  Mortgage  Loan: A mortgage  loan  substituted  for a Deleted  Mortgage  Loan which must meet on the date of such  substitution  the  requirements  stated herein and in the Pooling and
Servicing Agreement; upon such substitution, such mortgage loan shall be a "Mortgage Loan" hereunder.

                  Value:  The value of the Mortgaged  Property at the time of  origination  of the related
Mortgage  Loan,  such value being the lesser of (i) the value of such  property  set forth in an appraisal accepted by the  applicable  originator  of the Mortgage  Loan or (ii) the sales price of such property at the time of origination.

                  SECTION 2.        Purchase and Sale of the Mortgage Loans and Related Rights.

                  (i)      Upon  satisfaction  of the  conditions  set forth in Section  11  hereof,  each
Mortgage  Loan Seller  agrees to sell,  and the  Purchaser  agrees to purchase  Mortgage  Loans  having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

                  (ii)     The closing for the  purchase  and sale of the  Mortgage  Loans and the closing for  the  issuance  of the  Certificates  will  take  place  on the  Closing  Date  at the  office  of the
Purchaser's counsel in New York, New York or such other place as the parties shall agree.

                  (iii)    Upon the satisfaction of the conditions set forth in Section 11 hereof,  on the
Closing Date,  the Purchaser  shall pay to each  respective  Mortgage Loan Seller the related  Acquisition
Price for the Mortgage  Loans sold by such Mortgage  Loan Seller in  immediately  available  funds by wire transfer to such account or accounts as shall be designated by such Mortgage Loan Seller.

                  (iv)     In addition to the  foregoing,  on the Closing Date each  Mortgage  Loan Seller assigns to the Purchaser all of its right,  title and interest in the related Servicing  Agreements (other than its right to enforce the representations and warranties set forth therein).

                  SECTION 3.        Mortgage  Loan  Schedules.  EMC (on its own behalf as a Mortgage  Loan
Seller  and on behalf of Master  Funding)  agrees to  provide  to the  Purchaser  as of the date  hereof a preliminary  listing of the Mortgage Loans (the  "Preliminary  Mortgage Loan Schedule")  setting forth the information  listed on Exhibit 2 to this  Agreement  with respect to each of the Mortgage Loans being sold by the  respective  Mortgage  Loan  Sellers.  If  there  are  changes  to the  Preliminary  Mortgage  Loan
Schedule,  EMC (on its own  behalf as a  Mortgage  Loan  Seller  and on behalf  of Master  Funding)  shall provide to the  Purchaser as of the Closing Date a final  schedule (the "Final  Mortgage  Loan  Schedule")
setting forth the  information  listed on Exhibit 2 to this Agreement with respect to each of the Mortgage
Loans being sold by each Mortgage Loan Seller to the  Purchaser.  The Final  Mortgage Loan Schedule  shall be delivered to the  Purchaser on the Closing  Date,  shall be attached to an amendment to this  Agreement to be executed  on the Closing  Date by the  parties  hereto and shall be in form and  substance  mutually agreed to by EMC (on its own behalf as a Mortgage  Loan  Seller and on behalf of Master  Funding)  and the
Purchaser  (the  "Amendment").  If there are no changes to the  Preliminary  Mortgage Loan  Schedule,  the
Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

                  SECTION 4.        Mortgage Loan Transfer.

                  (i)     The  Purchaser  will be entitled to all  scheduled  payments of  principal  and interest on the Mortgage  Loans due after the Cut-off Date  (regardless  of when actually  collected)  and all payments  thereon,  other than  scheduled  principal  and interest,  received  after the Cut-off Date.
Each  Mortgage  Loan Seller will be entitled to all  scheduled  payments of principal  and interest on the
Mortgage  Loans  sold by it to the  Purchaser  due on or  before  the  Cut-off  Date  (including  payments collected after the Cut-off Date) and all payments thereon,  other than scheduled  principal and interest, received on or before the Cut-off  Date.  Such  principal  amounts and any interest  thereon  belonging to the related  Mortgage  Loan Seller as described  above will not be included in the  aggregate  outstanding principal  balance of the Mortgage  Loans as of the Cut-off Date as set forth on the Final  Mortgage  Loan
Schedule.

                  (ii)     Pursuant to various  conveyance  documents  to be executed on the Closing  Date and pursuant to the Pooling and Servicing  Agreement,  the  Purchaser  will assign on the Closing Date all of its right,  title and  interest  in and to the  Mortgage  Loans to the  Trustee  for the benefit of the
Certificateholders.  In connection with the transfer and assignment of the Mortgage  Loans,  each Mortgage
Loan Seller has  delivered  or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the  Purchaser  and the Mortgage  Loan Seller (each of the Closing Date and such later date is referred to as a "Mortgage File Delivery  Date"),  the items of each Mortgage File, provided,  however,  that in lieu of the  foregoing,  each  Mortgage Loan Seller may deliver the following documents,  under the  circumstances  set forth below:  (x) in lieu of the original  Security  Instrument, assignments  to the  Trustee or  intervening  assignments  thereof  which have been  delivered,  are being delivered or will, upon receipt of recording  information  relating to the Security Instrument required to be included  thereon,  be delivered to recording  offices for  recording and have not been returned to the
Mortgage  Loan Seller in time to permit  their  delivery as specified  above,  the related  Mortgage  Loan
Seller may deliver a true copy thereof with a certification  by such Mortgage Loan Seller,  on the face of such copy,  substantially as follows:  "Certified to be a true and correct copy of the original, which has been  transmitted  for  recording" (y) in lieu of the Security  Instrument,  assignments to the Trustee or intervening  assignments  thereof, if the applicable  jurisdiction retains the originals of such documents
(as  evidenced by a  certification  from such  Mortgage  Loan Seller to such effect)  such  Mortgage  Loan
Seller may deliver photocopies of such documents  containing an original  certification by the judicial or other governmental  authority of the jurisdiction  where such documents were recorded;  and (z) in lieu of the  Mortgage  Notes  relating  to the  Mortgage  Loans,  each  identified  in the list  delivered  by the
Purchaser to the Trustee on the Closing Date and attached  hereto as Exhibit 5, the related  Mortgage Loan
Seller may deliver lost note  affidavits  and  indemnities  of such  Mortgage  Loan  Seller;  and provided further,  however,  that in the case of Mortgage  Loans which have been  prepaid in full after the Cut-off
Date  and  prior to the  Closing  Date,  such  Mortgage  Loan  Seller,  in lieu of  delivering  the  above documents,  may  deliver  to the  Trustee a  certification  by such  Mortgage  Loan  Seller or the  Master
Servicer to such effect.  Each Mortgage Loan Seller shall deliver such original  documents  (including any original  documents as to which certified  copies had previously been delivered) or such certified  copies to the Trustee  promptly  after they are  received.  EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of Master  Funding)  shall cause the  Mortgage  and  intervening  assignments,  if any,  and the assignment  of the  Security  Instrument  to be recorded  not later than 180 days after the Closing  Date, unless such assignment is not required to be recorded under the terms set forth in Section 6(i) hereof.

                  (iii)    Each Mortgage Loan Seller and the Purchaser  acknowledge  hereunder that all of the Mortgage  Loans and the related  servicing will  ultimately be assigned to Citibank,  N.A., as Trustee for the benefit of the Certificateholders, on the date hereof.

                  SECTION 5.        Examination of Mortgage Files.

                  (i)      On or before the Mortgage  File Delivery  Date,  each Mortgage Loan Seller will have made the related  Mortgage Files  available to the Purchaser or its agent for  examination  which may be at the  offices of the  Trustee or such  Mortgage  Loan  Seller  and/or  such  Mortgage  Loan  Seller's custodian.  The fact that the  Purchaser  or its agent has  conducted or has failed to conduct any partial or complete  examination of the related  Mortgage Files shall not affect the Purchaser's  rights to demand cure,  repurchase,  substitution  or other relief as provided in this  Agreement.  In  furtherance  of the foregoing,  each Mortgage Loan Seller shall make the related  Mortgage Files available to the Purchaser or its agent  from time to time so as to  permit  the  Purchaser  to  confirm  such  Mortgage  Loan  Seller's compliance  with  the  delivery  and  recordation  requirements  of this  Agreement  and the  Pooling  and
Servicing  Agreement.  In addition,  upon request of the  Purchaser,  each  Mortgage Loan Seller agrees to provide to the Purchaser,  Bear Stearns and to any investors or prospective  investors in the Certificates information  regarding  the  Mortgage  Loans and  their  servicing,  to make the  related  Mortgage  Files available to the Purchaser,  Bear Stearns and to such investors or prospective  investors (which may be at the offices of such  Mortgage  Loan Seller  and/or such  Mortgage  Loan  Seller's  custodian)  and to make available  personnel  knowledgeable  about the related  Mortgage Loans for discussions with the Purchaser,
Bear  Stearns and such  investors  or  prospective  investors,  upon  reasonable  request  during  regular business  hours,  sufficient  to permit the  Purchaser,  Bear  Stearns  and such  investors  or  potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

                  (ii)     Pursuant to the  Pooling  and  Servicing  Agreement,  on the  Closing  Date the
Trustee,  for the benefit of the  Certificateholders,  will review or cause the  Custodian to review items of the  Mortgage  Files as set forth on Exhibit 1 and will  deliver or cause the  Custodian  to deliver to
EMC  (on  its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf  of  Master  Funding)  an  initial certification in the form attached as Exhibit One to the Custodial Agreement.

                  (iii)    Pursuant to the Pooling and Servicing Agreement,  within 90 days of the Closing
Date,  the Trustee will review or shall cause the  Custodian to review items of the Mortgage  Files as set forth on Exhibit 1 and will  deliver to EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of
Master  Funding) and the Master  Servicer an interim  certification  substantially  in the form of Exhibit
Two to the Custodial Agreement.

                  (iv)     Pursuant  to the  Pooling  and  Servicing  Agreement,  within  180  days of the
Closing Date (or,  with respect to any  Substitute  Mortgage  Loan,  within five  Business  Days after the receipt by the Trustee or  Custodian  thereof)  the Trustee  will review or cause the  Custodian to review items of the Mortgage  Files as set forth on Exhibit 1 and will  deliver to EMC and the Master  Servicer a final  certification  substantially  in the form of  Exhibit  Three  to the  Custodial  Agreement.  If the
Trustee (or the  Custodian  as its agent) is unable to deliver a final  certification  with respect to the items  listed in Exhibit 1 due to any  document  that is missing,  has not been  executed,  is  unrelated, determined  on the basis of the  Mortgagor  name,  original  principal  balance  and loan  number,  to the
Mortgage  Loans  identified in the Final  Mortgage Loan Schedule or appears to be defective on its face (a
"Material  Defect"),  the  Trustee or the  Custodian,  as its  agent,  shall  promptly  notify EMC of such
Material  Defect.  EMC (on its own  behalf as a  Mortgage  Loan  Seller  and on behalf of Master  Funding)
shall  correct or cure any such  Material  Defect  within 90 days from the date of notice from the Trustee or the Custodian,  as its agent,  of the Material  Defect and if EMC (on its own behalf as a Mortgage Loan
Seller and on behalf of Master  Funding) does not correct or cure such Material  Defect within such period and such defect  materially and adversely affects the interests of the  Certificateholders  in the related
Mortgage  Loan,  EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master  Funding)  will, in  accordance  with the  terms of the  Pooling  and  Servicing  Agreement,  within 90 days of the date of notice,  provide the Trustee with a Substitute  Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable  Purchase Price;  provided that, if such defect would cause the Mortgage  Loan to be other than a "qualified  mortgage" as defined in Section  860G(a)(3) of the
Code, any such cure,  repurchase or  substitution  must occur within 90 days from the date such breach was discovered;  provided,  however,  that if such defect  relates  solely to the inability of EMC (on its own behalf as a  Mortgage  Loan  Seller and on behalf of Master  Funding)  to deliver  the  original  security instrument  or  intervening  assignments  thereof,  or a  certified  copy  because the  originals  of such documents,  or a certified copy, have not been returned by the applicable  jurisdiction,  EMC shall not be required  to  purchase  such  Mortgage  Loan if EMC (on its own  behalf as a Mortgage  Loan  Seller and on behalf of Master Funding)  delivers such original  documents or certified copy promptly upon receipt,  but in no event later than 360 days after the Closing Date.  The  foregoing  repurchase  obligation  shall not apply in the  event  that EMC (on its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf  of Master
Funding)cannot  deliver such original or copy of any document  submitted for recording to the  appropriate recording  office in the  applicable  jurisdiction  because such  document  has not been  returned by such office;  provided that EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of Master  Funding)
shall instead deliver a recording  receipt of such recording  office or, if such receipt is not available, a certificate  of EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of Master  Funding) or a
Servicing  Officer  confirming  that such documents have been accepted for recording,  and delivery to the
Trustee or the  Custodian,  as its agent,  shall be effected by EMC (on its own behalf as a Mortgage  Loan
Seller  and on behalf of Master  Funding)  within  thirty  days of its  receipt of the  original  recorded document.

                  (v)      At the time of any  substitution,  EMC (on its own  behalf as a  Mortgage  Loan
Seller and on behalf of Master  Funding)  shall deliver or cause to be delivered the  Substitute  Mortgage
Loan,  the  related  Mortgage  File and any other  documents  and  payments  required to be  delivered  in connection  with a  substitution  pursuant  to the  Pooling and  Servicing  Agreement.  At the time of any purchase  or  substitution,  the  Trustee  shall (i) assign to EMC (on its own  behalf as a Mortgage  Loan
Seller and on behalf of Master  Funding)  and  release or cause the  Custodian  to release  the  documents
(including,  but not limited to, the Mortgage,  Mortgage Note and other  contents of the Mortgage File) in its  possession  or in the  possession  of the  Custodian  relating to the Deleted  Mortgage Loan and (ii)
execute and deliver such instruments of transfer or assignment,  in each case without  recourse,  as shall be  necessary  to vest in EMC (on its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf  of Master
Funding) title to such Deleted Mortgage Loan.

                  SECTION 6.        Recordation of Assignments of Mortgage.

                  (i)      EMC (on its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf of Master
Funding)  shall,  promptly  after the Closing Date,  cause each  Mortgage and each  assignment of Mortgage from the  Mortgage  Loan Sellers to the  Trustee,  and all  unrecorded  intervening  assignments,  if any, delivered on or prior to the Closing Date, to be recorded in all  recording  offices in the  jurisdictions where the  related  Mortgaged  Properties  are  located;  provided,  however,  EMC (on its own behalf as a
Mortgage Loan Seller or on behalf of Master  Funding) need not cause to be recorded any  assignment  which relates to a Mortgage Loan if (a) such  recordation  is not required by the Rating  Agencies or an Opinion of Counsel has been provided to the Trustee which states that the  recordation  of such  assignment is not necessary to protect the  Trustee's  interest in the related  Mortgage  Loan or (b) MERS is  identified on the Mortgage or a properly  recorded  assignment  of the  Mortgage,  as the  mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns;  provided,  however,  notwithstanding the delivery of any Opinion of Counsel,  each  assignment of Mortgage  shall be submitted for recording by
EMC (on its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf of  Master  Funding)  in the  manner described  above,  at no  expense  to the  Trust  Fund or  Trustee,  upon  the  earliest  to  occur of (i)
reasonable   direction  by  the  Holders  of  Certificates   evidencing   Fractional  Undivided  Interests
aggregating  not less  than 25% of the  Trust,  (ii) the  occurrence  of an Event of  Default,  (iii)  the occurrence  of a  bankruptcy,  insolvency  or  foreclosure  relating to EMC and (iv) the  occurrence  of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

                  While each such  Mortgage or  assignment is being  recorded,  if necessary,  EMC (on its own behalf as a Mortgage  Loan  Seller and on behalf of Master  Funding)  shall  leave or cause to be left with the Trustee a certified  copy of such Mortgage or assignment.  In the event that,  within 180 days of the Closing Date,  the Trustee has not been provided an Opinion of Counsel as described  above or received evidence of recording  with respect to each  Mortgage  Loan  delivered  to the  Purchaser  pursuant to the terms  hereof or as set forth  above,  the failure to provide  evidence of  recording  or such  Opinion of
Counsel (in the  alternative,  if required) shall be considered a Material  Defect,  and the provisions of
Section 5(iii) and (iv) shall apply.  All customary  recording fees and  reasonable  expenses  relating to the recordation of the  assignments of Mortgage to the Trustee or the Opinion of Counsel,  as the case may be, shall be borne by EMC.

                  (ii)     It is the express  intent of the  parties  hereto  that the  conveyance  of the
Mortgage Loans by each Mortgage Loan Seller to the Purchaser,  as  contemplated  by this Agreement be, and be treated as, a sale. It is,  further,  not the  intention of the parties that such  conveyance be deemed a pledge of the Mortgage  Loans by such  Mortgage  Loan Seller to the  Purchaser to secure a debt or other obligation of that Mortgage Loan Seller.  However,  in the event that,  notwithstanding  the intent of the parties,  the Mortgage Loans are held by a court of competent  jurisdiction  to continue to be property of such  Mortgage  Loan  Seller,  then (a) this  Agreement  shall also be deemed to be a  security  agreement within the meaning of Articles 8 and 9 of the  applicable  Uniform  Commercial  Code;  (b) the transfer of the Mortgage  Loans  provided for herein shall be deemed to be a grant by such Mortgage Loan Seller to the
Purchaser of a security  interest in all of such Mortgage Loan Seller's  right,  title and interest in and to the Mortgage  Loans and all amounts  payable to the holders of the Mortgage  Loans in  accordance  with the terms thereof and all proceeds of the  conversion,  voluntary or  involuntary,  of the foregoing  into cash,  instruments,  securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds  pursuant to Section 4 hereof,  including all amounts,  other than investment  earnings,  from time to time held or invested in any accounts  created pursuant to the Pooling and Servicing Agreement,  whether in the form of cash, instruments,  securities or other property; (c) the possession  by the  Purchaser  or the  Trustee of  Mortgage  Notes and such  other  items of  property  as constitute  instruments,  money,  negotiable  documents or chattel paper shall be deemed to be "possession by the secured  party" for purposes of  perfecting  the security  interest  pursuant to Section  9-313 (or comparable  provision)  of the  applicable  Uniform  Commercial  Code;  and (d)  notifications  to persons holding  such  property,  and  acknowledgments,  receipts  or  confirmations  from  persons  holding  such property,  shall  be  deemed  notifications  to,  or  acknowledgments,  receipts  or  confirmations  from, financial  intermediaries,  bailees  or  agents  (as  applicable)  of the  Purchaser  for the  purpose  of perfecting  such security  interest under  applicable law. Any assignment of the interest of the Purchaser pursuant to any provision  hereof or pursuant to the Pooling and Servicing  Agreement shall also be deemed to be an assignment of any security  interest  created  hereby.  EMC (on its own behalf as a Mortgage Loan
Seller and on behalf of Master  Funding)  and the  Purchaser  shall,  to the extent  consistent  with this
Agreement,  take such  actions as may be  reasonably  necessary  to ensure that,  if this  Agreement  were deemed to create a security  interest in the Mortgage Loans,  such security interest would be deemed to be a perfected  security  interest of first  priority  under  applicable  law and will be  maintained as such throughout the term of the Pooling and Servicing Agreement.

                  SECTION 7.        Representations and Warranties of Mortgage Loan Seller Concerning the
Mortgage  Loans.  EMC (on its own  behalf as a  Mortgage  Loan  Seller  and on  behalf of Master  Funding)
hereby  represents  and  warrants to the  Purchaser  as of the  Closing  Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

                  (i)      the  information  set forth in the Mortgage  Loan  Schedule  hereto is true and correct in all material respects;

                  (ii)     immediately  prior to the transfer to the Purchaser,  the related Mortgage Loan
Seller was the sole owner of  beneficial  title and holder of each  Mortgage and Mortgage Note relating to the Mortgage  Loans and is conveying the same free and clear of any and all liens,  claims,  encumbrances, participation  interests,  equities,  pledges,  charges  or  security  interests  of any  nature  and such
Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

                  (iii)    each Mortgage  Loan at the time it was made  complied in all material  respects with all applicable local, state and federal laws and regulations,  including, without limitation,  usury, equal credit  opportunity,  disclosure and recording laws and all applicable  anti-predatory,  abusive and fair lending laws;  and each Mortgage Loan has been serviced in all material  respects in accordance  with all applicable  local,  state and federal laws and  regulations,  including,  without  limitation,  usury, equal credit  opportunity,  disclosure and recording laws and all applicable  anti-predatory,  abusive and fair lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

                  (iv)     there is no  monetary  default  existing  under  any  Mortgage  or the  related
Mortgage  Note and there is no  material  event  which,  with the  passage of time or with  notice and the expiration of any grace or cure period, would constitute a default,  breach or event of acceleration;  and neither the related  Mortgage Loan Seller,  any of its affiliates nor any servicer of any related Mortgage
Loan has  taken any  action to waive any  default,  breach or event of  acceleration;  and no  foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                  (v)      the  terms of the  Mortgage  Note  and the  Mortgage  have  not been  impaired, waived, altered or modified in any respect,  except by written instruments,  (i) if required by law in the jurisdiction where the Mortgaged  Property is located,  or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

                  (vi)     no selection procedure  reasonably believed by the related Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

                  (vii)    each Mortgage is a valid and  enforceable  first lien on the property  securing the related  Mortgage Note and each  Mortgaged  Property is owned by the  Mortgagor in fee simple  (except with respect to common areas in the case of  condominiums,  PUDs and de minimis  PUDs) or by leasehold for a term  longer  than the term of the  related  Mortgage,  subject  only to (i) the  lien of  current  real property taxes and assessments,  (ii) covenants,  conditions and  restrictions,  rights of way,  easements and other matters of public record as of the date of recording of such  Mortgage,  such  exceptions  being acceptable  to  mortgage  lending  institutions  generally  or  specifically  reflected  in the  appraisal obtained in connection  with the  origination of the related  Mortgage Loan or referred to in the lender's title insurance  policy  delivered to the originator of the related  Mortgage Loan and (iii) other matters to which like properties are commonly  subject which do not materially  interfere with the benefits of the security intended to be provided by such Mortgage;

                  (viii)   there is no mechanics' lien or claim for work, labor or material  affecting the premises  subject  to any  Mortgage  which is or may be a lien prior to, or equal  with,  the lien of such
Mortgage  except  those  which are insured  against by the title  insurance  policy  referred to in (xiii)
below;

                  (ix)     there was no delinquent tax or assessment lien against the property  subject to any  Mortgage,  except  where  such lien was being  contested  in good  faith and a stay had been  granted against levying on the property;

                  (x)      there is no valid  offset,  defense or  counterclaim  to any  Mortgage  Note or
Mortgage,  including  the  obligation  of the  Mortgagor to pay the unpaid  principal and interest on such
Mortgage Note;

                  (xi)     the physical  property  subject to any Mortgage is free of material  damage and is in good repair and there is no proceeding  pending or threatened for the total or partial  condemnation of any Mortgaged Property;

                  (xii)    the  Mortgaged   Property  and  all   improvements   thereon  comply  with  all
requirements of any applicable zoning and subdivision laws and ordinances;

                  (xiii)   a lender's  title  insurance  policy  (on an ALTA or CLTA  form) or binder,  or other  assurance of title customary in the relevant  jurisdiction  therefor in a form acceptable to Fannie
Mae or  Freddie  Mac,  was issued on the date that each  Mortgage  Loan was  created by a title  insurance company which, to the best of the related Mortgage Loan Seller's  knowledge,  was qualified to do business in the jurisdiction  where the related Mortgaged  Property is located,  insuring such Mortgage Loan Seller and its  successors  and assigns  that the  Mortgage  is a first  priority  lien on the related  Mortgaged
Property in the original  principal  amount of the Mortgage Loan. The related  Mortgage Loan Seller is the sole insured under such lender's title  insurance  policy,  and such policy,  binder or assurance is valid and  remains in full force and  effect,  and each such  policy,  binder or  assurance  shall  contain  all applicable endorsements including a negative amortization endorsement, if applicable;

                  (xiv)    at the time of  origination,  each  Mortgaged  Property  was the  subject of an appraisal  which  conformed to the  underwriting  requirements  of the originator of the Mortgage Loan and the appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

                  (xv)     the  improvements  on each  Mortgaged  Property  securing a  Mortgage  Loan are insured (by an insurer which is acceptable to the related  Mortgage Loan Seller)  against loss by fire and such hazards as are covered  under a standard  extended  coverage  endorsement  in the locale in which the
Mortgaged  Property is located,  in an amount  which is not less than the lesser of the maximum  insurable value of the  improvements  securing  such  Mortgage  Loan or the  outstanding  principal  balance  of the
Mortgage  Loan,  but in no event in an  amount  less  than an  amount  that is  required  to  prevent  the
Mortgagor from being deemed to be a co-insurer  thereunder;  if the improvement on the Mortgaged  Property is a  condominium  unit,  it is  included  under  the  coverage  afforded  by a  blanket  policy  for  the condominium  project;  if upon origination of the related Mortgage Loan, the improvements on the Mortgaged
Property were in an area identified as a federally  designated  flood area, a flood insurance policy is in effect in an  amount  representing  coverage  not less  than the  least of (i) the  outstanding  principal balance  of the  Mortgage  Loan,  (ii) the  restorable  cost of  improvements  located  on such  Mortgaged
Property or (iii) the maximum  coverage  available  under  federal law; and each  Mortgage  obligates  the
Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

                  (xvi)    each  Mortgage  Loan   constitutes   a  "qualified   mortgage"   under  Section
860G(a)(3)(A) of the Code and Treasury  Regulations  Section  1.860G-2(a)(1),  (2), (4), (5), (6), (7) and
(9) without  reliance  on the  provisions  of  Treasury  Regulations  Section  1.860G-2(a)(3)  or Treasury
Regulations  Section  1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a "qualified  mortgage"  notwithstanding its failure to meet the requirements of Section  860G(a)(3)(A)
of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

                  (xvii)   each  Mortgage  Loan was  originated  (a)  by a savings  and loan  association, savings bank,  commercial bank, credit union,  insurance company or similar institution that is supervised and  examined  by a federal or state  authority,  (b) by a  mortgagee  approved  by the  Secretary  of HUD pursuant to Sections 203 and 211 of the National  Housing Act, as amended,  or (c) by a mortgage broker or correspondent  lender in a manner such that the related  Mortgage  Loan would be regarded  for purposes of
Section  3(a)(41) of the  Securities  Exchange Act of 1934,  as amended,  as having been  originated by an entity described in clauses (a) or (b) above;

                  (xviii)  none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31,  12 CFR
Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the  regulation  implementing  TILA,  which  implements the Home  Ownership  and Equity  Protection  Act of 1994,  as amended or (b) "high cost  home,"  "covered"
(excluding  home loans  defined as "covered home loans" in the New Jersey Home  Ownership  Security Act of
2002 that were  originated  between  November 26, 2003 and July 7, 2004),  "high risk home" or "predatory"
loans under any applicable  state,  federal or local law (or a similarly  classified  loan using different terminology  under a law  imposing  heightened  regulatory  scrutiny or  additional  legal  liability  for residential mortgage loans having high interest rates, points and/or fees);

                  (xix)    no  Mortgage  Loan (a) is a "high cost loan" or  "covered  loan" as  applicable
(as such terms are defined in the then  current  version of Standard & Poor's  LEVELS®  Glossary in effect as of the date  hereof,  Appendix  E,  attached  hereto as  Exhibit 6) or (b) was  originated  on or after
October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

                  (xx)     the  information  set forth in  Schedule A of the  Prospectus  Supplement  with respect to the Mortgage Loans is true and correct in all material respects;

                  (xxiii)  each  Mortgage  Loan  was  originated  in  accordance  with  the   underwriting
guidelines of the related originator;

                  (xxiv)   each  original  Mortgage  has  been  recorded  or is in the  process  of  being recorded in accordance  with the  requirements  of Section 2.01 of the Pooling and Servicing  Agreement in
the  appropriate  jurisdictions  wherein such  recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

                  (xxv)    the related  Mortgage  File  contains  each of the  documents  and  instruments listed in Section 2.01 of the Pooling and Servicing  Agreement,  subject to any exceptions,  substitutions and qualifications as are set forth in such Section;

                  (xxvi)   the Mortgage  Loans are currently  being  serviced in accordance  with accepted servicing practices; and

                  (xxvii) with respect to each Mortgage Loan that has a prepayment  penalty feature,  each such prepayment  penalty is enforceable and will be enforced by the related  Mortgage Loan Seller and each prepayment  penalty is permitted pursuant to federal,  state and local law.  In addition,  with respect to each  Mortgage  Loan (i) no Mortgage  Loan will impose a  prepayment  penalty for a term in excess of five years from the date such Mortgage Loan was originated and (ii) such  prepayment  penalty is at least equal to the lesser of (A) the maximum amount  permitted  under  applicable  law and (B) six months  interest at the  related  Mortgage  Interest  Rate on the amount  prepaid in excess of 20% of the  original  principal balance of such Mortgage Loan.

                  It is understood  and agreed that the  representations  and warranties set forth in this
Section 7 will inure to the benefit of the  Purchaser,  its successors  and assigns,  notwithstanding  any restrictive  or qualified  endorsement  on any Mortgage Note or assignment of Mortgage or the  examination of any Mortgage File. Upon any  substitution for a Mortgage Loan, the  representations  and warranties set forth above shall be deemed to be made by the related  Mortgage Loan Seller as to any Substitute  Mortgage
Loan as of the date of substitution.

                  Upon  discovery  or receipt of notice by EMC,  the  Purchaser or the Trustee of a breach of any  representation  or  warranty of EMC set forth in this  Section 7 which  materially  and  adversely affects the value of the interests of the Purchaser,  the  Certificateholders or the Trustee in any of the
Mortgage Loans delivered to the Purchaser  pursuant to this Agreement,  the party discovering or receiving notice of such breach shall give prompt  written  notice to the others.  In the case of any such breach of a  representation  or warranty  set forth in this  Section 7, within 90 days from the date of discovery by
EMC, or the date EMC is notified by the party  discovering or receiving  notice of such breach  (whichever occurs  earlier),  EMC will (i) cure such breach in all  material  respects,  (ii) purchase  the  affected
Mortgage  Loan at the  applicable  Purchase  Price or (iii)  if  within  two  years of the  Closing  Date, substitute a qualifying  Substitute  Mortgage Loan in exchange for such Mortgage Loan;  provided that, (A)
in the case of a  breach  of the  representation  and  warranty  concerning  the  Mortgage  Loan  Schedule contained  in clause (i) of this  Section 7, if such  breach is  material  and relates to any field on the
Mortgage  Loan  Schedule  which  identifies  any  Prepayment  Charge or (B) in the case of a breach of the representation  contained in clause  (xxvii) of this Section 7, then,  in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase  Price,  EMC shall pay the amount of the Prepayment
Charge  (net of any  amount  previously  collected  by or  paid  to the  Trust  Fund  in  respect  of such
Prepayment  Charge)  from  its  own  funds  and  without  reimbursement  thereof,  and EMC  shall  have no obligation  to  repurchase  or  substitute  for  such  Mortgage  Loan.  The  obligations  of EMC to  cure, purchase or  substitute a qualifying  Substitute  Mortgage  Loan shall  constitute  the  Purchaser's,  the
Trustee's  and the  Certificateholder's  sole and  exclusive  remedies  under this  Agreement or otherwise respecting a breach of  representations  or  warranties  hereunder  with  respect to the  Mortgage  Loans, except for the  obligation  of EMC to indemnify  the Purchaser for such breach as set forth in and limited by Section 4  hereof.  It is understood  by the parties  hereto that a breach of the  representations  and warranties  made in any of clause  (xviii),  (xix)(b),  (xxi),  (xxii),  (xxviii)  through (xxxvi) of this
Section 7 will be deemed to materially  and adversely  affect the value of the interests of the Purchaser, the Certificateholders or the Trustee in the related Mortgage Loan.

                  Any cause of action  against  EMC  relating  to or arising out of a breach by EMC of any representations  and  warranties  made in this  Section  7  shall  accrue  as to any  Mortgage  Loan  upon
(i) discovery  of  such  breach  by EMC or  notice  thereof  by the  party  discovering  such  breach  and
(ii) failure  by EMC to cure  such  breach,  purchase  such  Mortgage  Loan  or  substitute  a  qualifying
Substitute Mortgage Loan pursuant to the terms hereof.

                   SECTION 8.       Representations  and Warranties  Concerning EMC. As of the date hereof and as of the Closing  Date,  EMC  represents  and warrants to the  Purchaser as to itself in the capacity indicated as follows:

                  (i)      EMC (i) is a corporation duly organized,  validly existing and in good standing under the laws of the State of  Delaware  and (ii) is  qualified  and in good  standing  to do business in each  jurisdiction  where such  qualification  is necessary,  except where the failure so to qualify would not reasonably be expected to have a material  adverse effect on EMC's business as presently  conducted or on EMC's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii)     EMC has full corporate  power to own its property,  to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii)    the  execution and delivery by EMC of this  Agreement has been duly  authorized by all  necessary  action on the part of EMC; and neither the  execution  and delivery of this  Agreement, nor the consummation of the transactions herein  contemplated,  nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default  under,  any of the provisions of any law,  governmental  rule,  regulation,  judgment,  decree or order binding on EMC or its properties or the charter or by-laws of EMC,  except those  conflicts,  breaches or defaults  which would not  reasonably be expected  to have a  material  adverse  effect  on EMC's  ability  to enter  into  this  Agreement  and to consummate the transactions contemplated hereby;

                  (iv)     the  execution,  delivery  and  performance  by EMC of this  Agreement  and the consummation  of the  transactions  contemplated  hereby do not require  the  consent or approval  of, the giving of notice to, the  registration  with,  or the taking of any other action in respect of, any state,
federal  or  other  governmental  authority  or  agency,  except  those  consents,   approvals,   notices,
registrations  or other actions as have already been obtained,  given or made and, in connection  with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

                  (v)      this  Agreement has been duly  executed and delivered by EMC and,  assuming due authorization,  execution and delivery by the  Purchaser,  constitutes  a valid and binding  obligation of
EMC enforceable  against it in accordance with its terms (subject to applicable  bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi)     there are no actions,  suits or  proceedings  pending or, to the  knowledge  of
EMC,  threatened against EMC, before or by any court,  administrative  agency,  arbitrator or governmental body (i) with respect to any of the  transactions  contemplated by this Agreement or (ii) with  respect to any other matter which in the judgment of EMC could  reasonably be expected to be determined  adversely to
EMC and if  determined  adversely to EMC  materially  and  adversely  affect EMC's  ability to perform its obligations  under  this  Agreement;  and EMC is not in  default  with  respect to any order of any court, administrative  agency,  arbitrator  or  governmental  body so as to materially  and adversely  affect the transactions contemplated by this Agreement; and

                  (vii)    the Mortgage Loan Sellers'  Information  (identified  in Exhibit 3 hereof) does not include any untrue  statement of a material fact or omit to state a material  fact  necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  SECTION 9.        Representations  and Warranties  Concerning  the Purchaser.  As of the
date hereof and as of the Closing  Date,  the  Purchaser  represents  and  warrants to the  Mortgage  Loan
Sellers as follows:

                  (i)      the  Purchaser  (i) is a limited  liability  company  duly  organized,  validly existing and in good  standing  under the laws of the State of Delaware and (ii) is qualified  and in good standing to do business in each  jurisdiction  where such  qualification  is  necessary,  except where the failure  so to  qualify  would  not  reasonably  be  expected  to have a  material  adverse  effect on the
Purchaser's  business as presently  conducted or on the  Purchaser's  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii)     the Purchaser  has full  corporate  power to own its property,  to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii)    the execution and delivery by the  Purchaser of this  Agreement  have been duly authorized by all necessary  corporate action on the part of the Purchaser;  and neither the execution and delivery of this Agreement,  nor the consummation of the transactions herein contemplated,  nor compliance with the  provisions  hereof,  will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law,  governmental  rule,  regulation,  judgment,  decree or order binding on the Purchaser or its properties or the  certificate of formation or limited  liability  company  agreement of the Purchaser,  except those conflicts,  breaches or defaults which would not reasonably be expected to have a material  adverse effect on the Purchaser's  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv)     the execution,  delivery and performance by the Purchaser of this Agreement and the  consummation of the transactions  contemplated  hereby do not require the consent or approval of, the giving of notice to, the  registration  with,  or the taking of any other action in respect of, any state,
federal  or  other  governmental  authority  or  agency,  except  those  consents,   approvals,   notices,
registrations or other actions as have already been obtained, given or made;

                  (v)      this  Agreement  has been duly  executed and  delivered by the  Purchaser  and, assuming due authorization,  execution and delivery by the Mortgage Loan Sellers,  constitutes a valid and binding  obligation  of the Purchaser  enforceable  against it in  accordance  with its terms  (subject to applicable  bankruptcy and insolvency  laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi)     there are no actions,  suits or proceedings pending or, to the knowledge of the
Purchaser,  threatened against the Purchaser,  before or by any court,  administrative agency,  arbitrator or governmental  body (i) with respect to any of the  transactions  contemplated by this Agreement or (ii)
with respect to any other matter which in the judgment of the Purchaser  will be  determined  adversely to the Purchaser  and will if  determined  adversely to the  Purchaser  materially  and adversely  affect the
Purchaser's  ability to perform its obligations under this Agreement;  and the Purchaser is not in default with respect to any order of any court,  administrative  agency,  arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                  (vii     the Purchaser's  Information  (identified in Exhibit 4 hereof) does not include any untrue  statement of a material fact or omit to state a material  fact  necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  SECTION 10.       Representations  and Warranties  Concerning Master Funding.  As of the
date hereof and as of the Closing Date,  Master  Funding  represents and warrants to EMC and the Purchaser as follows:

                  (i)      Master  Funding (i) is a limited  liability  company  duly  organized,  validly existing and in good  standing  under the laws of the State of Delaware and (ii) is qualified  and in good standing to do business in each  jurisdiction  where such  qualification  is  necessary,  except where the failure so to qualify  would not  reasonably  be  expected  to have a  material  adverse  effect on Master
Funding's  business as presently  conducted or on Master  Funding's  ability to enter into this  Agreement and to consummate the transactions contemplated hereby;

                  (ii)     Master Funding has full power to own its property,  to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii)    The  execution and delivery by Master  Funding of this  Agreement has been duly authorized by all necessary  action on the part of Master Funding;  and neither the execution and delivery of this Agreement,  nor the consummation of the transactions herein contemplated,  nor compliance with the provisions  hereof or  thereof,  will  conflict  with or result in a breach  of, or  constitute  a default under,  any of the  provisions  of any law,  governmental  rule,  regulation,  judgment,  decree  or order binding  on Master  Funding  or its  properties  or the  written  consent  of the sole  member or  limited liability  company agreement of Master Funding,  except those conflicts,  breaches or defaults which would not  reasonably be expected to have a material  adverse effect on Master  Funding's  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv)     The  execution,  delivery and  performance  by Master Funding of this Agreement and the  consummation of the transactions  contemplated  hereby do not require the consent or approval of, the giving of notice to,  the  registration  with,  or the taking of any other  action in respect  of, any state,  federal or other  governmental  authority or agency,  except those consents,  approvals,  notices, registrations  or other actions as have already been obtained,  given or made and, in connection  with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

                  (v)      This  Agreement  has been duly  executed and  delivered by Master  Funding and, assuming due  authorization,  execution and delivery by the Purchaser or the parties thereto,  constitutes a valid and binding  obligation of Master  Funding  enforceable  against it in  accordance  with its terms
(subject to applicable  bankruptcy  and insolvency  laws and other similar laws affecting the  enforcement of the rights of creditors generally); and

                  (vi)     There are no actions,  suits or  proceedings  pending or, to the  knowledge  of
Master  Funding,  threatened  against  Master  Funding,  before or by any  court,  administrative  agency, arbitrator  or  governmental  body  (a)  with  respect  to any of the  transactions  contemplated  by this
Agreement  or (b) with  respect  to any  other  matter  which in the  judgment  of  Master  Funding  could reasonably  be expected to be  determined  adversely  to Master  Funding and if  determined  adversely  to
Master Funding  materially and adversely affect Master Funding's  ability to perform its obligations under this  Agreement;  and  Master  Funding  is  not  in  default  with  respect  to any  order  of any  court, administrative  agency,  arbitrator  or  governmental  body so as to materially  and adversely  affect the transactions contemplated by this Agreement.

                  SECTION 11.       Conditions to Closing.

                  (1)      The  obligations  of the Purchaser  under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                           (a)      Each of the  obligations  of each Mortgage Loan Seller  required to be performed  at or prior to the Closing  Date  pursuant to the terms of this  Agreement  shall have been duly performed and complied with in all material respects;  all of the  representations  and warranties  of each  Mortgage  Loan Seller under this  Agreement  shall be true and correct as of the date or dates  specified in all material  respects;  and no event shall have occurred  which, with notice or the passage of time,  would  constitute  a default  under this  Agreement,  or the
         Pooling and Servicing  Agreement;  and the Purchaser  shall have  received  certificates  to that effect signed by authorized officers of the Mortgage Loan Sellers.

                           (b)      The  Purchaser  shall  have  received  all  of the  following  closing documents,  in such forms as are agreed upon and  reasonably  acceptable to the  Purchaser,  duly executed by all  signatories  other than the  Purchaser  as required  pursuant to the  respective terms thereof:

                                    (i)     If  required  pursuant  to  Section  3 hereof,  the  Amendment dated as of the Closing Date and any documents referred to therein;

                                    (ii)    If required  pursuant to Section 3 hereof,  the Final Mortgage
                  Loan Schedule  containing the information set forth on Exhibit 2 hereto,  one copy to be attached to each counterpart of the Amendment;

                                    (iii)        The  Pooling  and  Servicing   Agreement,   in  form  and
                  substance  reasonably  satisfactory to the Trustee and the Purchaser,  and all documents required thereby duly executed by all signatories;

                                    (iv)         A certificate  of an officer of each Mortgage Loan Seller
                  dated as of the Closing Date, in a form  reasonably  acceptable  to the  Purchaser,  and attached  thereto  copies of the charter and  by-laws of such  Mortgage  Loan Seller and evidence as to the good  standing  of such  Mortgage  Loan  Seller  dated as of a recent date;

                                    (v)          One or more  opinions of counsel from the  Mortgage  Loan
                  Sellers'  counsel  otherwise  in  form  and  substance  reasonably  satisfactory  to the
                  Purchaser, the Trustee and each Rating Agency;

                                    (vi)         A letter  from each of the Rating  Agencies  giving  each
                  Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

                                    (vii)        Such other documents,  certificates (including additional
                  representations  and warranties)  and opinions as may be reasonably  necessary to secure the intended ratings from each Rating Agency for the Certificates.

                           (c)      The   Certificates  to  be  sold  to  Bear  Stearns  pursuant  to  the
         Underwriting  Agreement and the Purchase  Agreement,  if  applicable,  shall have been issued and sold to Bear Stearns.

                           (d)      Each Mortgage Loan Seller shall have  furnished to the Purchaser  such other  certificates  of its officers or others and such other  documents  and opinions of counsel to evidence  fulfillment  of the  conditions  set forth in this  Agreement  and the  transactions contemplated hereby as the Purchaser and their respective counsel may reasonably request.

                  (2)      The  obligations  of each  Mortgage Loan Seller under this  Agreement  shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                           (a)      The obligations of the Purchaser  required to be performed by it on or prior to the  Closing  Date  pursuant  to the  terms  of this  Agreement  shall  have  been  duly performed  and  complied  with  in all  material  respects,  and all of the  representations  and warranties  of the  Purchaser  under this  Agreement  shall be true and  correct in all  material respects  as of the date  hereof and as of the Closing  Date,  and no event  shall have  occurred which would  constitute a breach by it of the terms of this  Agreement,  and each  Mortgage  Loan
         Seller shall have  received a certificate  to that effect signed by an authorized  officer of the
         Purchaser.

                           (b)      Each  Mortgage  Loan Seller shall have  received  copies of all of the following closing documents,  in such forms as are agreed upon and reasonably  acceptable to each
         Mortgage  Loan Seller,  duly executed by all  signatories  other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

                                    (i)   If required  pursuant to Section 3 hereof,  the Amendment  dated as of the Closing Date and any documents referred to therein;

                                    (ii)  The  Pooling  and  Servicing  Agreement,  in form and  substance reasonably  satisfactory  to EMC, and all  documents  required  thereby duly executed by all signatories;

                                    (iii) A  certificate  of an officer of the  Purchaser  dated as of the
                  Closing  Date,  in a form  reasonably  acceptable  to each  Mortgage  Loan  Seller,  and attached  thereto the written  consent of the member of the  Purchaser  authorizing  the transactions  contemplated  by this  Agreement and the Pooling and Servicing  Agreement, together with copies of the  Purchaser's  certificate  of formation,  limited  liability company  agreement and evidence as to the good  standing of the Purchaser  dated as of a recent date;

                                    (iv)  One or more  opinions of counsel  from the  Purchaser's  counsel in form and substance reasonably satisfactory to each Mortgage Loan Seller; and

                                    (v)   Such  other  documents,   certificates   (including   additional
                  representations  and warranties)  and opinions as may be reasonably  necessary to secure the intended rating from each Rating Agency for the Certificates.

                  SECTION 12.        Fees and  Expenses.  Subject to  Section  17 hereof,  EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of Master  Funding)  shall pay on the Closing Date or such later date as may be agreed to by the  Purchaser  (i) the fees and expenses of the Mortgage  Loan Sellers'
attorneys and the reasonable  fees and expenses of the Purchaser's  attorneys,  (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of  Purchaser's  Registration  Statement  based on the aggregate  original  principal  amount of the  Certificates  and the  filing fee of the  Commission  as in effect  on the  date on  which  the  Registration  Statement  was  declared  effective,  (iv) the fees and expenses  including  counsel's  fees and expenses in connection  with any "blue sky" and legal  investment matters,  (v) the fees and expenses of the Trustee which shall  include  without  limitation  the fees and expenses of the Trustee  (and the fees and  disbursements  of its  counsel)  with respect to (A) legal and document review of this  Agreement,  the Pooling and Servicing  Agreement,  the  Certificates  and related agreements,  (B)  attendance at the Closing and  (C) review  of the Mortgage  Loans to be performed by the
Trustee,  (vi) the expenses for printing or otherwise  reproducing  the  Certificates,  the Prospectus and the Prospectus  Supplement,  (vii) the fees and expenses of each Rating Agency (both initial and ongoing),
(viii)  the fees and  expenses  relating  to the  preparation  and  recordation  of  mortgage  assignments
(including intervening  assignments,  if any and if available,  to evidence a complete chain of title from the  originator  thereof to the  Trustee)  from each  Mortgage  Loan Seller to the Trustee or the expenses relating  to the  Opinion of Counsel  referred  to in Section  6(i)  hereof,  as the case may be, and (ix)
Mortgage  File due  diligence  expenses  and other  out-of-pocket  expenses  incurred by the  Purchaser in connection  with the purchase of the Mortgage  Loans and by Bear  Stearns in  connection  with the sale of the  Certificates.  EMC (on its own behalf as a  Mortgage  Loan  Seller  and on behalf of Master  Funding)
additionally  agrees to pay  directly to any third  party on a timely  basis the fees  provided  for above which are charged by such third party and which are billed periodically.

                  SECTION 13.        Accountants' Letters.

                  (i)   Deloitte & Touche LLP will review the  characteristics of a sample of the Mortgage
Loans  described  in the Final  Mortgage  Loan  Schedule  and will compare  those  characteristics  to the description of the Mortgage Loans contained in the Prospectus  Supplement  under the captions  "Summary of
Terms - The Mortgage  Pool" and  "Description  of the Mortgage  Loans" and in Schedule A thereto.  EMC (on its own  behalf as a  Mortgage  Loan  Seller  and on behalf of Master  Funding)  will  cooperate  with the
Purchaser in making  available all  information and taking all steps  reasonably  necessary to permit such accountants  to complete  the review and to deliver the  letters  required of them under the  Underwriting
Agreement.  Deloitte & Touche LLP will also confirm  certain  calculations  as set forth under the caption
"Yield and Prepayment Considerations" in the Prospectus Supplement.

                  (ii)  To the extent  statistical  information with respect to EMC's servicing  portfolio is included  in the  Prospectus  Supplement  under the caption  "The Master  Servicer,"  a letter from the certified  public  accountant for the Master Servicer will be delivered to the Purchaser dated the date of the Prospectus  Supplement,  in the form  previously  agreed to by EMC and the Purchaser,  with respect to such statistical information.

                  SECTION 14.        Indemnification.

                  (i)   EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master  Funding)
shall indemnify and hold harmless the Purchaser and its directors,  officers and  controlling  persons (as defined in Section 15 of the  Securities  Act) from and against any loss,  claim,  damage or  liability or action in respect  thereof,  to which they or any of them may become subject,  under the Securities Act or otherwise,  insofar as such loss, claim,  damage,  liability or action arises out of, or is based upon (i)
any  untrue  statement  of a  material  fact  contained  in the  Mortgage  Loan  Sellers'  Information  as identified  in Exhibit  3, the  omission  to state in the  Prospectus  Supplement  or  Prospectus  (or any
amendment  thereof or supplement  thereto approved by EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and in which  additional  Mortgage Loan Seller's  Information is identified), in reliance  upon and in conformity  with  Mortgage Loan Sellers'  Information a material fact required to be stated  therein or  necessary to make the  statements  therein in light of the  circumstances  in which they were made, not misleading,  (ii) any  representation or warranty assigned or made by EMC in Section 7 or Section 8 hereof being,  or alleged to be, untrue or  incorrect,  or (iii) any  failure by the Mortgage
Loan  Seller to perform its  obligations  under this  Agreement;  and EMC (on its own behalf as a Mortgage
Loan Seller and on behalf of Master  Funding)  shall  reimburse the  Purchaser and each other  indemnified party for any legal and other expenses  reasonably  incurred by them in connection with  investigating  or defending or preparing to defend against any such loss, claim, damage, liability or action.

         The foregoing  indemnity  agreement is in addition to any liability  which EMC or Master  Funding otherwise may have to the Purchaser or any other such indemnified party.

                  (ii)   The  Purchaser  shall  indemnify  and hold harmless each Mortgage Loan Seller and its respective  directors,  officers and  controlling  persons (as defined in Section 15 of the Securities
Act) from and against any loss,  claim,  damage or liability or action in respect  thereof,  to which they or any of them may become  subject,  under the Securities Act or otherwise,  insofar as such loss,  claim, damage,  liability or action  arises out of, or is based upon (a) any untrue  statement of a material fact contained  in the  Purchaser's  Information  as  identified  in  Exhibit 4, the  omission  to state in the
Prospectus  Supplement or  Prospectus  (or any amendment  thereof or  supplement  thereto  approved by the
Purchaser  and in which  additional  Purchaser's  Information  is  identified),  in  reliance  upon and in conformity  with the Purchaser's  Information,  a material fact required to be stated therein or necessary to make the statements  therein in light of the  circumstances  in which they were made,  not  misleading,
(b) any  representation  or warranty made by the  Purchaser in Section 9 hereof  being,  or alleged to be, untrue  or  incorrect,  or (c) any  failure  by the  Purchaser  to  perform  its  obligations  under  this
Agreement;  and the Purchaser shall reimburse each Mortgage Loan Seller,  and each other indemnified party for any  legal and  other  expenses  reasonably  incurred  by them in  connection  with  investigating  or defending  or  preparing  to defend any such loss,  claim,  damage,  liability  or action.  The  foregoing indemnity  agreement  is in  addition  to any  liability  which the  Purchaser  otherwise  may have to the
Mortgage Loan Sellers, or any other such indemnified party,

                  (iii)  Promptly  after  receipt by an  indemnified  party under  subsection  (i) or (ii)
above of notice of the  commencement of any action,  such  indemnified  party shall, if a claim in respect thereof is to be made against the  indemnifying  party under such  subsection,  notify each party  against whom  indemnification  is to be sought in  writing  of the  commencement  thereof  (but the  failure so to notify an  indemnifying  party shall not relieve such  indemnified  party from any liability  which it may have under this Section 14 except to the extent that it has been  prejudiced  in any  material  respect by such  failure  or from any  liability  which it may have  otherwise).  In case any such  action is brought against any indemnified  party,  and it notifies an indemnifying  party of the commencement  thereof,  the indemnifying  party will be entitled  to  participate  therein  and, to the extent it may elect by written notice  delivered to the  indemnified  party promptly (but, in any event,  within 30 days) after receiving the aforesaid  notice from such indemnified  party, to assume the defense thereof with counsel  reasonably satisfactory to such indemnified party.  Notwithstanding  the foregoing,  the indemnified party or parties shall have the right to employ its or their own  counsel in any such case,  but the fees and  expenses  of such counsel shall be at the expense of such  indemnified  party or parties unless  (a) the  employment of such counsel shall have been authorized in writing by one of the  indemnifying  parties in connection with the defense of such action,  (b) the  indemnifying  parties shall not have employed counsel to have charge of the defense of such action  within a reasonable  time after notice of  commencement  of the action,  or
(c) such  indemnified  party or  parties  shall have  reasonably  concluded  that  there is a conflict  of interest  between  itself or themselves  and the  indemnifying  party in the conduct of the defense of any claim or that the interests of the indemnified  party or parties are not  substantially  co-extensive with those of the  indemnifying  party  (in which  case the  indemnifying  parties  shall not have the right to direct the defense of such action on behalf of the indemnified  party or parties),  in any of which events such  fees  and  expenses  shall  be  borne  by the  indemnifying  parties  (provided,  however,  that the indemnifying  party  shall be liable  only for the fees and  expenses  of one  counsel in  addition to one local counsel in the jurisdiction involved.  Anything in this subsection to the contrary  notwithstanding, an indemnifying  party shall not be liable for any settlement or any claim or action effected  without its written consent; provided, however, that such consent was not unreasonably withheld.

                  (iv)   If the  indemnification  provided for in paragraphs  (i) and (ii) of this Section
13 shall for any reason be unavailable to an indemnified  party in respect of any loss,  claim,  damage or liability,  or any action in respect  thereof,  referred  to in Section 14,  then the  indemnifying  party shall in lieu of  indemnifying  the  indemnified  party  contribute  to the amount paid or payable by such indemnified party as a result of such loss, claim,  damage or liability,  or action in respect thereof, in such  proportion as shall be  appropriate to reflect the relative  benefits  received by the Mortgage Loan
Sellers on the one hand and the  Purchaser on the other from the purchase and sale of the Mortgage  Loans, the  offering of the  Certificates  and the other  transactions  contemplated  hereunder.  No person found liable for a fraudulent  misrepresentation  shall be entitled to  contribution  from any person who is not also found liable for such fraudulent misrepresentation.

                  (v)    The parties  hereto agree that reliance by an  indemnified  party on any publicly available  information  or any  information  or directions  furnished by an  indemnifying  party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

                  SECTION 15.        Notices. All demands,  notices and communications hereunder sshall be in writing but may be delivered by facsimile transmission  subsequently  confirmed in writing.  Notices to
EMC shall be directed  to EMC  Mortgage  Corporation,  2780 Lake Vista  Drive,  Lewisville,  Texas  75067,
Attention:  General Counsel  (Telecopy:  (469)  759-4714),  notices to Master Funding shall be directed to
Master Funding LLC, 2780 Lake Vista Drive, Lewisville,  Texas 75067, Attention:  Mark Novacheck (Telecopy:
(972)  444-2880),  or to any other  address as may  hereafter be furnished by one party to the other party by like notice. Any such demand,  notice or communication  hereunder shall be deemed to have been received on the date  received  at the  premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return  receipt)  provided that it is received on a Business Day during normal business hours and, if received after normal  business hours,  then it shall be deemed to be received on the next Business Day.

                  SECTION 16.        Transfer  of  Mortgage  Loans.  The  Purchaser  retains  the right to assign the Mortgage Loans and any or all of its interest  under this Agreement to the Trustee  without the consent of the  Mortgage  Loan  Sellers,  and,  upon such  assignment,  the Trustee  shall  succeed to the applicable  rights and  obligations of the Purchaser  hereunder;  provided,  however,  the Purchaser shall remain  entitled to the  benefits  set forth in  Sections  11, 13 and 17 hereto and as provided in Section
2(i).  Notwithstanding  the  foregoing,  the sole and  exclusive  right  and  remedy of the  Trustee  with respect to a breach of a  representation  or  warranty of the  Mortgage  Loan  Sellers  shall be the cure, purchase or substitution obligations of EMC contained in Sections 5 and 7 hereof.

                  SECTION 17.        Termination.  This  Agreement  may be  terminated  (a) by the  mutual consent of the parties hereto prior to the Closing Date,  (b) by the  Purchaser,  if the conditions to the
Purchaser's  obligation  to close set forth  under  Section  10(1)  hereof are not  fulfilled  as and when required to be fulfilled  or (c) by any  Mortgage  Loan Seller,  if the  conditions  to the Mortgage  Loan
Sellers'  obligation  to close set forth under Section 10(2) hereof are not fulfilled as and when required to be  fulfilled.  In the  event of  termination  pursuant  to  clause  (b),  EMC (on its own  behalf as a
Mortgage  Loan  Seller  and on  behalf of  Master  Funding)  shall  pay,  and in the event of  termination pursuant to clause (c), the Purchaser  shall pay, all reasonable  out-of-pocket  expenses  incurred by the other in connection with the  transactions  contemplated by this Agreement.  In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

                  SECTION 18.        Representations,  Warranties and Agreements to Survive Delivery.  All
representations,  warranties and agreements  contained in this Agreement,  or contained in certificates of officers of the Mortgage  Loan Sellers  submitted  pursuant  hereto,  shall remain  operative  and in full force and effect and shall survive  delivery of the Mortgage  Loans to the Purchaser (and by the Purchaser
to  the  Trustee).   Subsequent  to  the  delivery  of  the  Mortgage  Loans  to  the   Purchaser,   EMC's
representations  and  warranties  contained  herein with respect to the Mortgage  Loans shall be deemed to relate to the Mortgage Loans  actually  delivered to the Purchaser and included in the Final Mortgage Loan
Schedule and any Substitute  Mortgage Loan and not to those  Mortgage  Loans deleted from the  Preliminary
Mortgage  Loan  Schedule  pursuant  to  Section  3  hereof  prior  to  the  closing  of  the  transactions contemplated hereby or any Deleted Mortgage Loan.

                  SECTION 19.        Severability.  If any provision of this Agreement shall be prohibited or invalid  under  applicable  law,  this  Agreement  shall be  ineffective  only to such extent,  without invalidating the remainder of this Agreement.

                  SECTION 20.        Counterparts.  This Agreement may be executed in  counterparts,  each of which will be an original, but which together shall constitute one and the same agreement.

                  SECTION 21.        Amendment.  This  Agreement  cannot be  amended  or  modified  in any manner without the prior written consent of each party.

                  SECTION 22.        GOVERNING LAW. THIS  AGREEMENT  SHALL BE DEEMED TO HAVE BEEN MADE AND
PERFORMED IN THE STATE OF NEW YORK AND SHALL BE  INTERPRETED  IN  ACCORDANCE  WITH THE LAWS OF SUCH STATE,
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

                  SECTION 23.        Further  Assurances.  Each  of the  parties  agrees  to  execute  and deliver  such  instruments  and take such  actions as another  party  may,  from time to time,  reasonably request in order to  effectuate  the purpose and to carry out the terms of this  Agreement  including  any amendments hereto which may be required by either Rating Agency.

                  SECTION 24.        Successors and Assigns.  This  Agreement  shall bind and inure to the benefit  of and be  enforceable  by the  Mortgage  Loan  Sellers  and the  Purchaser  and their  permitted successors  and  assigns  and,  to the extent  specified  in Section 13 hereof,  Bear  Stearns,  and their directors,  officers  and  controlling  persons  (within  the  meaning of federal  securities  laws).  The
Mortgage  Loan  Sellers  acknowledge  and agree  that the  Purchaser  may  assign  its  rights  under this
Agreement  (including,   without  limitation,   with  respect  to  EMC's  representations  and  warranties respecting  the  Mortgage  Loans) to the Trustee.  Any person into which any  Mortgage  Loan Seller may be merged or consolidated (or any person  resulting from any merger or consolidation  involving such Mortgage
Loan  Seller),  any person  resulting  from a change in form of such  Mortgage  Loan  Seller or any person succeeding to the business of such  Mortgage Loan Seller,  shall be  considered  the  "successor"  of such
Mortgage Loan Seller  hereunder and shall be considered a party hereto  without the execution or filing of any paper or any  further  act or consent on the part of any party  hereto.  Except as provided in the two preceding sentences and in Section 15 hereto,  this Agreement cannot be assigned,  pledged or hypothecated by either party hereto  without the written  consent of the other  parties to this  Agreement and any such assignment or purported assignment shall be deemed null and void.

                  SECTION 25.        The  Mortgage  Loan  Sellers and the  Purchaser.  The  Mortgage  Loan
Sellers  and the  Purchaser  will  keep in full  effect  all  rights as are  necessary  to  perform  their respective obligations under this Agreement.

                  SECTION 26.        Entire  Agreement.  This Agreement  contains the entire agreement and understanding  between the parties with respect to the subject  matter  hereof,  and  supersedes all prior and contemporaneous agreements,  understandings,  inducements and conditions,  express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

                  SECTION 27.        No  Partnership.   Nothing  herein   contained  shall  be  deemed  or
construed to create a partnership or joint venture between the parties hereto.

                                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS  WHEREOF,  the parties  hereto have  caused  their names to be signed  hereto by their respective duly authorized officers as of the date first above written.

                                                              EMC MORTGAGE CORPORATION

                                                              By:
                                                              Name:
                                                              Title:

                                                              STRUCTURED  ASSET  MORTGAGE   INVESTMENT  II
                                                              INC.

                                                              By:
                                                              Name:  Baron Silverstein
                                                              Title:    Senior Managing Director

                                                              MASTER FUNDING, LLC

                                                              By:
                                                              Name:
                                                              Title:

                                                      EXHIBIT 1
                                              CONTENTS OF MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the  following items,  which shall be available  for  inspection  by the  Purchaser or its  designee,  and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement:

                  (i)      The  original  Mortgage  Note,  endorsed  without  recourse to the order of the
         Trustee and showing an unbroken  chain of  endorsements  from the original  payee  thereof to the
         Person endorsing it to the Trustee, or a lost note affidavit;

                  (ii)     The original  Mortgage and, if the related Mortgage Loan is a MOM Loan,  noting the presence of the MIN and language  indicating  that such  Mortgage  Loan is a MOM Loan,  which shall have been  recorded (or if the original is not  available,  a copy),  with evidence of such recording indicated thereon (or if the original Security  Instrument,  assignments to the Trustee or intervening  assignments thereof which have been delivered,  are being delivered or will, upon receipt of  recording  information  relating to the Security  Instrument  required to be included thereon,  be delivered  to  recording  offices for  recording  and have not been  returned to the
         Mortgage  Loan Seller in time to permit their  recording  as specified in Section  2.01(b) of the
         Pooling and Servicing Agreement, shall be in recordable form);

                  (iii)     Unless the  Mortgage  Loan is a MOM Loan, a certified  copy of the  assignment
         (which may be in the form of a blanket  assignment if permitted in the  jurisdiction in which the
         Mortgaged Property is located) to "Citibank,  N.A., as Trustee",  with evidence of recording with respect to each  Mortgage  Loan in the name of the Trustee  thereon (or if the original  Security
         Instrument,  assignments  to the  Trustee  or  intervening  assignments  thereof  which have been delivered,  are being  delivered or will, upon receipt of recording  information  relating to the
         Security  Instrument  required to be included  thereon,  be delivered  to  recording  offices for recording  and have not been  returned  to the  Mortgage  Loan  Seller  in time to  permit  their delivery as specified in Section  2.01(b) of the Pooling and  Servicing  Agreement,  the Mortgage
         Loan Seller may deliver a true copy thereof  with a  certification  by the Mortgage  Loan Seller, on the face of such copy,  substantially as follows:  "Certified to be a true and correct copy of the original, which has been transmitted for recording");

                  (iv)     All intervening assignments of the Security Instrument,  if applicable and only to the extent available to related Mortgage Loan Seller with evidence of recording thereon;

                  (v)      The  original  or a copy of the  policy  or  certificate  of  primary  mortgage guaranty insurance, to the extent available, if any;

                  (vi)     The original  policy of title  insurance or  mortgagee's  certificate  of title insurance or commitment or binder for title insurance; and

                  (vii)    The originals of all modification agreements, if applicable and available.

                                                EXHIBIT 2

                                         MORTGAGE LOAN SCHEDULE INFORMATION

         The  Preliminary  and Final  Mortgage Loan  Schedules  shall set forth the following  information with respect to each Mortgage Loan:

(a)      the city, state and zip code of the Mortgaged Property;
(b)      the property type;
(c)      the Mortgage Interest Rate;
(d)      the Servicing Fee Rate;
(e)      the Master Servicer's Fee Rate;
(f)      the LPMI Fee, if applicable;
(g)      the Trustee Fee Rate, if applicable;
(h)      the Net Rate;
(i)      the maturity date;
(j)      the stated original term to maturity;
(k)      the stated remaining term to maturity;
(l)      the original Principal Balance;
(m)      the first payment date;
(n)      the principal and interest payment in effect as of the Cut-off Date;
(o)      the unpaid Principal Balance as of the Cut-off Date;
(p)      the Loan-to-Value Ratio at origination;
(q)      the insurer of any Primary Mortgage Insurance Policy;
(r)      the MIN with respect to each MOM Loan;
(s)      the Gross Margin, if applicable;
(t)      the next Adjustment Date, if applicable;
(u)      the Maximum Lifetime Mortgage Rate, if applicable;
(v)      the Minimum Lifetime Mortgage Rate, if applicable;
(w)      the Periodic Rate Cap, if applicable;
(x)      the Loan Group, if applicable;
(y)      a code indicating whether the Mortgage Loan is negatively amortizing;
(z)      which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;
(aa)     the Prepayment Charge, if any;
(bb)     lien position (e.g., first lien or second lien);
(cc)     a code indicating whether the Mortgage Loan is has a balloon payment;
(dd)     a code indicating whether the Mortgage Loan is an interest-only loan;
(ee)     the interest-only term, if applicable;
(ff)     the Mortgage Loan Seller
(gg)     the original amortization term.

Such  schedule  also shall set forth for all of the Mortgage  Loans,  the total number of Mortgage  Loans, the total of each of the amounts  described  under (n) and (j) above,  the  weighted  average by principal balance as of the  Cut-off  Date of each of the rates  described  under (c)  through  (h)  above,  and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                                      EXHIBIT 3

                                         MORTGAGE LOAN SELLER'S INFORMATION

         All information in the Prospectus  Supplement  described under the following  Sections:  "SUMMARY
OF  TERMS  -- The  Mortgage  Pool,"  "DESCRIPTION  OF THE  MORTGAGE  LOANS"  and  "SCHEDULE  A --  CERTAIN
CHARACTERISTICS OF THE MORTGAGE LOANS."

                                                      EXHIBIT 4

                                               PURCHASER'S INFORMATION

         All  information  in the  Prospectus  Supplement  and the  Prospectus,  except the Mortgage  Loan
Seller's Information.

                                                      EXHIBIT 5

                                               SCHEDULE OF LOST NOTES

                                               Available Upon Request

                                                      EXHIBIT 6

                   Standard & Poor's LEVELS® Glossary, Version 5.7 Revised, Appendix E

                                                                                  REVISED August 1, 2005

APPENDIX E - Standard & Poor's Anti-Predatory Lending Categorization

                  Standard & Poor's has categorized loans governed by  anti-predatory  lending laws in the
Jurisdictions  listed below into three  categories  based upon a  combination  of factors that include (a)
the risk exposure  associated  with the assignee  liability and (b) the tests and  thresholds set forth in those laws.  Note that  certain  loans  classified  by the  relevant  statute as Covered  are  included in
Standard & Poor's High Cost Loan Category  because they included  thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor's High Cost Loan Categorization

---------------------------------------------------------------------------------------------------------------------
---------------------------------- ------------------------------------------------- --------------------------------
       State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective       Category under Applicable
                                                         Date                          Anti-Predatory Lending Law
---------------------------------- ------------------------------------------------- --------------------------------
Arkansas                           Arkansas Home Loan Protection Act, Ark. Code      High Cost Home Loan
                                   Ann. §§ 23-53-101 et seq.

                                   Effective July 16, 2003
---------------------------------- ------------------------------------------------- --------------------------------
Cleveland Heights, OH              Ordinance No. 72-2003 (PSH), Mun. Code §§         Covered Loan
                                   757.01 et seq.

                                   Effective June 2, 2003
---------------------------------- ------------------------------------------------- --------------------------------
Colorado                           Consumer Equity Protection, Colo. Stat. Ann. §§   Covered Loan
                                   5-3.5-101 et seq.

                                   Effective for covered loans offered or entered
                                   into on or after January 1, 2003. Other
                                   provisions of the Act took effect on June 7,
                                   2002
---------------------------------- ------------------------------------------------- --------------------------------
Connecticut                        Connecticut Abusive Home Loan Lending Practices   High Cost Home Loan
                                   Act, Conn. Gen. Stat. §§ 36a-746 et seq.

                                   Effective October 1, 2001
---------------------------------- ------------------------------------------------- --------------------------------
District of Columbia               Home Loan Protection Act, D.C. Code §§            Covered Loan
                                   26-1151.01 et seq.

                                   Effective for loans closed on or after January
                                   28, 2003
---------------------------------- ------------------------------------------------- --------------------------------
Florida                            Fair Lending Act, Fla. Stat. Ann. §§ 494.0078     High Cost Home Loan
                                   et seq.

                                   Effective October 2, 2002
---------------------------------- ------------------------------------------------- --------------------------------
Georgia (Oct. 1, 2002 - Mar. 6,    Georgia Fair Lending Act, Ga. Code Ann. §§        High Cost Home Loan
2003)                              7-6A-1 et seq.
---------------------------------- ------------------------------------------------- --------------------------------
Georgia as amended (Mar. 7, 2003   Georgia Fair Lending Act, Ga. Code Ann. §§        High Cost Home Loan
- current)                         7-6A-1 et seq.

                                   Effective for loans closed on or after March 7,
                                   2003
---------------------------------- ------------------------------------------------- --------------------------------
HOEPA Section 32                   Home Ownership and Equity Protection Act of       High Cost Loan
                                   1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and
                                   226.34

                                   Effective October 1, 1995, amendments October
                                   1, 2002
---------------------------------- ------------------------------------------------- --------------------------------
Illinois                           High Risk Home Loan Act, Ill. Comp. Stat. tit.    High Risk Home Loan
                                   815, §§ 137/5 et seq.

                                   Effective January 1, 2004 (prior to this date,
                                   regulations under Residential Mortgage License
                                   Act effective from May 14, 2001)
---------------------------------- ------------------------------------------------- --------------------------------

Indiana                            Indiana Home Loan Practices Act, Ind. Code Ann.   High Cost Home Loan
                                   §§ 24-9-1-1 et seq.

                                   Effective for loans originated on or after
                                   January 1, 2005.
---------------------------------- ------------------------------------------------- --------------------------------
Kansas                             Consumer Credit Code, Kan. Stat. Ann. §§          High Loan to Value Consumer
                                   16a-1-101 et seq.                                 Loan (id. § 16a-3-207) and;

                                   Sections 16a-1-301 and 16a-3-207 became
                                   effective April 14, 1999; Section 16a-3-308a
                                   became effective July 1, 1999
---------------------------------- ------------------------------------------------- --------------------------------

                                                                                     High APR Consumer Loan (id. §
                                                                                     16a-3-308a)
---------------------------------- ------------------------------------------------- --------------------------------
Kentucky                           2003 KY H.B. 287 - High Cost Home Loan Act, Ky.   High Cost Home Loan
                                   Rev. Stat. §§ 360.100 et seq.

                                   Effective June 24, 2003
---------------------------------- ------------------------------------------------- --------------------------------
Maine                              Truth in Lending, Me. Rev. Stat. tit. 9-A, §§     High Rate High Fee Mortgage
                                   8-101 et seq.

                                   Effective September 29, 1995 and as amended
                                   from time to time
---------------------------------- ------------------------------------------------- --------------------------------
Massachusetts                      Part 40 and Part 32, 209 C.M.R. §§ 32.00 et       High Cost Home Loan
                                   seq. and 209 C.M.R. §§ 40.01 et seq.

                                   Effective March 22, 2001 and amended from time
                                   to time
---------------------------------- ------------------------------------------------- --------------------------------

                                   Massachusetts Predatory Home Loan Practices Act   High Cost Home Mortgage Loan
                                   Mass. Gen. Laws ch. 183C,  §§ 1 et seq.

                                   Effective November 7, 2004
---------------------------------- ------------------------------------------------- --------------------------------
Nevada                             Assembly Bill No. 284, Nev. Rev. Stat. §§         Home Loan
                                   598D.010 et seq.

                                   Effective October 1, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Jersey                         New Jersey Home Ownership Security Act of 2002,   High Cost Home Loan
                                   N.J. Rev. Stat. §§ 46:10B-22 et seq.

                                   Effective for loans closed on or after November
                                   27, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Mexico                         Home Loan Protection Act, N.M. Rev. Stat. §§      High Cost Home Loan
                                   58-21A-1 et seq.

                                   Effective as of January 1, 2004; Revised as of
                                   February 26, 2004
---------------------------------- ------------------------------------------------- --------------------------------
New York                           N.Y. Banking Law Article 6-l                      High Cost Home Loan

                                   Effective for applications made on or after
                                   April 1, 2003
---------------------------------- ------------------------------------------------- --------------------------------
North Carolina                     Restrictions and Limitations on High Cost Home    High Cost Home Loan
                                   Loans, N.C. Gen. Stat. §§ 24-1.1E et seq.

                                   Effective July 1, 2000; amended October 1, 2003
                                   (adding open-end lines of credit)
---------------------------------- ------------------------------------------------- --------------------------------
Ohio                               H.B. 386 (codified in various sections of the     Covered Loan
                                   Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et
                                   seq.

                                   Effective May 24, 2002
---------------------------------- ------------------------------------------------- --------------------------------
Oklahoma                           Consumer Credit Code (codified in various         Subsection 10 Mortgage
                                   sections of Title 14A)

                                   Effective July 1, 2000; amended effective
                                   January 1, 2004
---------------------------------- ------------------------------------------------- --------------------------------
South Carolina                     South Carolina High Cost and Consumer Home        High Cost Home Loan
                                   Loans Act, S.C. Code
                                   Ann. §§ 37-23-10 et seq.

                                   Effective for loans taken on or after January
                                   1, 2004
---------------------------------- ------------------------------------------------- --------------------------------
West Virginia                      West Virginia Residential Mortgage Lender,        West Virginia Mortgage Loan
                                   Broker and Servicer Act, W. Va. Code Ann. §§      Act Loan
                                   31-17-1 et seq.
                                   Effective June 5, 2002
---------------------------------- ------------------------------------------------- --------------------------------

Standard & Poor's Covered Loan Categorization

---------------------------------- ------------------------------------------------- --------------------------------
       State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective       Category under Applicable
                                                         Date                          Anti-Predatory Lending Law
---------------------------------- ------------------------------------------------- --------------------------------
Georgia (Oct. 1, 2002 - Mar. 6,    Georgia Fair Lending Act, Ga. Code Ann. §§        Covered Loan
2003)                              7-6A-1 et seq.

                                   Effective October 1, 2002 - March 6, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Jersey                         New Jersey Home Ownership Security Act of 2002,   Covered Home Loan
                                   N.J. Rev. Stat. §§ 46:10B-22 et seq.

                                   Effective November 27, 2003 - July 5, 2004
---------------------------------- ------------------------------------------------- --------------------------------

Standard & Poor's Home Loan Categorization

---------------------------------------------------------------------------------------------------------------------
---------------------------------- ------------------------------------------------- --------------------------------
       State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective       Category under Applicable
                                                         Date                          Anti-Predatory Lending Law
---------------------------------- ------------------------------------------------- --------------------------------
Georgia (Oct. 1, 2002 - Mar. 6,    Georgia Fair Lending Act, Ga. Code Ann. §§        Home Loan
2003)                              7-6A-1 et seq.

                                   Effective October 1, 2002 - March 6, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Jersey                         New Jersey Home Ownership Security                Home Loan
                                   Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et
                                   seq.

                                   Effective for loans closed on or after November
                                   27, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Mexico                         Home Loan Protection Act, N.M. Rev. Stat. §§      Home Loan
                                   58-21A-1 et seq.

                                   Effective as of January 1, 2004; Revised as of
                                   February 26, 2004

---------------------------------- ------------------------------------------------- --------------------------------
North Carolina                     Restrictions and Limitations on High Cost Home    Consumer Home Loan
                                   Loans, N.C. Gen. Stat. §§ 24-1.1E et seq.

                                   Effective July 1, 2000; amended October 1, 2003
                                   (adding open-end lines of credit)
---------------------------------- ------------------------------------------------- --------------------------------
South Carolina                     South Carolina High Cost and Consumer Home        Consumer Home Loan
                                   Loans Act, S.C. Code Ann. §§ 37-23-10 et seq.

                                   Effective for loans taken on or after January
                                   1, 2004
---------------------------------- ------------------------------------------------- --------------------------------

                                                     SCHEDULE A

                                   REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Offered Certificates             S&P       Moody's
        Class I-A-1              AAA         Aaa
        Class I-A-2              AAA         Aaa
        Class II-A-1             AAA         Aaa
        Class II-A-2             AAA         Aa1
        Class II-X-1             AAA         Aaa
       Class III-A-1             AAA         Aaa
       Class III-A-2             AAA         Aaa
       Class III-X-1             AAA         Aaa
        Class I-M-1              AA          Aa2
        Class I-M-2               A          A2
        Class I-B-1              BBB        Baa2
        Class I-B-2             BBB-        Baa3
        Class II-B-1             AA          Aa2
       Class II-BX-1             AA          Aa2
        Class II-B-2              A          A2
       Class II-BX-2              A          A2
        Class II-B-3             BBB        Baa2
       Class III-B-1             AA          Aa2
       Class III-B-2              A          A2
       Class III-B-3             BBB        Baa2

None of the above  ratings has been  lowered,  qualified or withdrawn  since the dates of issuance of such ratings by the Rating Agencies.

                                                SCHEDULE B

                                          MORTGAGE LOAN SCHEDULE

                      (Provided in Exhibit B to the Pooling and Servicing Agreement)

                                                                                                 EXHIBIT K

                                                [RESERVED]

                                                                                                 EXHIBIT L

                                          FORM OF CERTIFICATION

         Re:      Bear  Stearns  ALT-A  Trust  2006-8 (the  "Trust"),  Asset-Backed  Certificates,  Series
2006-8,  issued  pursuant to the  Pooling and  Servicing  Agreement,  dated as of December 1, 2006,  among
Structured Asset Mortgage  Investments II Inc., the company, EMC Mortgage  Corporation,  Wells Fargo Bank,
N.A., as master  servicer and securities  administrator  (the  "Securities  Administrator"),  and Citibank
N.A., as trustee (the "Trustee").

         The Securities Administrator hereby certifies to the Depositor,  and its officers,  directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (1)      I have  reviewed the annual  report on Form 10-K for the fiscal year [____] (the "Annual
Report"),  and all reports on Form 10-D  required  to be filed in respect of period  covered by the Annual
Report (collectively with the Annual Report, the "Reports"), of the Trust;

         (2)      To my  knowledge,  (a)  the  Reports,  taken  as a  whole,  do not  contain  any  untrue statement of a material fact or omit to state a material fact  necessary to make the  statements  made, in light of the  circumstances  under which such  statements  were made, not  misleading  with respect to the period covered by the Annual Report, and (b) the Securities  Administrator's  assessment of compliance and related  attestation  report referred to below, taken as a whole, do not contain any untrue statement of a material  fact or omit to state a material  fact  necessary to make the  statements  made, in light of the circumstances  under which such  statements  were made, not misleading  with respect to the period covered by such assessment of compliance and attestation report;

         (3)      To  my  knowledge,   the  distribution  information  required  to  be  provided  by  the
Securities  Administrator  under the Pooling  and  Servicing  Agreement  for  inclusion  in the Reports is included in the Reports;

         (4)      I  am   responsible   for  reviewing  the   activities   performed  by  the   Securities
Administrator  under the Pooling and Servicing  Agreement,  and based on my knowledge  and the  compliance review  conducted in preparing the compliance  statement of the Securities  Administrator  required by the
Pooling and Servicing  Agreement,  and except as disclosed in the Reports,  the  Securities  Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

         (5)      The report on  assessment  of  compliance  with  servicing  criteria  applicable  to the
Securities   Administrator  for  asset-backed   securities  of  the  Securities   Administrator  and  each
Subcontractor  utilized by the Securities  Administrator and related  attestation  report on assessment of compliance  with  servicing  criteria  applicable  to it required  to be included in the Annual  Report in accordance  with Item 1122 of  Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report.  Any material  instances of  non-compliance  are described in such report and have been disclosed in the Annual Report.

In giving the  certifications  above, the Securities  Administrator  has reasonably  relied on information
provided  to  it  by  the  following  unaffiliated  parties:  [names  of  servicer(s),   master  servicer,
subservicer, depositor, trustee, custodian(s)]
Date:

[Signature]
[Title]

                                                                                                 EXHIBIT M

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary
Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Trustee - fiduciary of the transaction

Note:  The definitions above describe the essential function that the party performs, rather than the party's title.  So, for example, in a particular transaction, the trustee may perform the "paying agent"
and "securities administrator" functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:     X - obligation

------------------- --------------------------------- ------------- ----------- ------------ ------------ ------------
Reg AB Reference    Servicing Criteria                Primary       Master      Securities   Custodian    Trustee
                                                      Servicer      Servicer    Admin                     (nominal)

------------------- ----------------------------------------------- ----------- ------------ ------------ ------------
                    General Servicing Considerations
------------------- ----------------------------------------------- ----------- ------------ ------------ ------------
1122(d)(1)(i)       Policies and procedures are            X            X            X
                    instituted to monitor any
                    performance or other triggers
                    and events of default in
                    accordance with the transaction
                    agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(1)(ii)      If any material servicing              X            X
                    activities are outsourced to
                    third parties, policies and
                    procedures are instituted to
                    monitor the third party's
                    performance and compliance with
                    such servicing activities.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Any requirements in the
                    transaction agreements to
                    maintain a back-up servicer for
1122(d)(1)(iii)     the Pool Assets are maintained.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(1)(iv)      A fidelity bond and errors and         X            X
                    omissions policy is in effect
                    on the party participating in
                    the servicing function
                    throughout the reporting period
                    in the amount of coverage
                    required by and otherwise in
                    accordance with the terms of
                    the transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Cash Collection and
                    Administration
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(2)(i)       Payments on pool assets are            X            X            X
                    deposited into the appropriate
                    custodial bank accounts and
                    related bank clearing accounts
                    no more than two business days
                    following receipt, or such
                    other number of days specified
                    in the transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Disbursements made via wire            X            X            X
                    transfer on behalf of an
                    obligor or to an investor are
                    made only by authorized
1122(d)(2)(ii)      personnel.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Advances of funds or guarantees        X            X            X
                    regarding collections, cash
                    flows or distributions, and any
                    interest or other fees charged
                    for such advances, are made,
                    reviewed and approved as
                    specified in the transaction
1122(d)(2)(iii)     agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    The related accounts for the           X            X            X
                    transaction, such as cash
                    reserve accounts or accounts
                    established as a form of over
                    collateralization, are
                    separately maintained (e.g.,
                    with respect to commingling of
                    cash) as set forth in the
1122(d)(2)(iv)      transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Each custodial account is              X            X            X
                    maintained at a federally
                    insured depository institution
                    as set forth in the transaction
                    agreements. For purposes of
                    this criterion, "federally
                    insured depository institution"
                    with respect to a foreign
                    financial institution means a
                    foreign financial institution
                    that meets the requirements of
                    Rule 13k-1(b)(1) of the
1122(d)(2)(v)       Securities Exchange Act.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Unissued checks are safeguarded        X                         X
                    so as to prevent unauthorized
1122(d)(2)(vi)      access.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(2)(vii)     Reconciliations are prepared on        X            X            X
                    a monthly basis for all
                    asset-backed securities related
                    bank accounts, including
                    custodial accounts and related
                    bank clearing accounts. These
                    reconciliations are (A)
                    mathematically accurate; (B)
                    prepared within 30 calendar
                    days after the bank statement
                    cutoff date, or such other
                    number of days specified in the
                    transaction agreements; (C)
                    reviewed and approved by
                    someone other than the person
                    who prepared the
                    reconciliation; and (D) contain
                    explanations for reconciling
                    items. These reconciling items
                    are resolved within 90 calendar
                    days of their original
                    identification, or such other
                    number of days specified in the
                    transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Investor Remittances and
                    Reporting
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(3)(i)       Reports to investors, including        X            X            X
                    those to be filed with the
                    Commission, are maintained in
                    accordance with the transaction
                    agreements and applicable
                    Commission requirements.
                    Specifically, such reports (A)
                    are prepared in accordance with
                    timeframes and other terms set
                    forth in the transaction
                    agreements; (B) provide
                    information calculated in
                    accordance with the terms
                    specified in the transaction
                    agreements; (C) are filed with
                    the Commission as required by
                    its rules and regulations; and
                    (D) agree with investors' or
                    the trustee's records as to the
                    total unpaid principal balance
                    and number of Pool Assets
                    serviced by the Servicer.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Amounts due to investors are           X            X            X
                    allocated and remitted in
                    accordance with timeframes,
                    distribution priority and other
                    terms set forth in the
1122(d)(3)(ii)      transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Disbursements made to an               X            X            X
                    investor are posted within two
                    business days to the Servicer's
                    investor records, or such other
                    number of days specified in the
1122(d)(3)(iii)     transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Amounts remitted to investors          X            X            X
                    per the investor reports agree
                    with cancelled checks, or other
                    form of payment, or custodial
1122(d)(3)(iv)      bank statements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Pool Asset Administration
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(i)       Collateral or security on pool         X                                      X
                    assets is maintained as
                    required by the transaction
                    agreements or related pool
                    asset documents.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(ii)      Pool assets  and related               X                                      X
                    documents are safeguarded as
                    required by the transaction
                    agreements
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(iii)     Any additions, removals or             X                         X
                    substitutions to the asset pool
                    are made, reviewed and approved
                    in accordance with any
                    conditions or requirements in
                    the transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(iv)      Payments on pool assets,               X
                    including any payoffs, made in
                    accordance with the related
                    pool asset documents are posted
                    to the Servicer's obligor
                    records maintained no more than
                    two business days after
                    receipt, or such other number
                    of days specified in the
                    transaction agreements, and
                    allocated to principal,
                    interest or other items (e.g.,
                    escrow) in accordance with the
                    related pool asset documents.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    The Servicer's records                 X
                    regarding the pool assets agree
                    with the Servicer's records
                    with respect to an obligor's
1122(d)(4)(v)       unpaid principal balance.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Changes with respect to the            X            X
                    terms or status of an obligor's
                    pool assets (e.g., loan
                    modifications or re-agings) are
                    made, reviewed and approved by
                    authorized personnel in
                    accordance with the transaction
                    agreements and related pool
1122(d)(4)(vi)      asset documents.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Loss mitigation or recovery            X            X
                    actions (e.g., forbearance
                    plans, modifications and deeds
                    in lieu of foreclosure,
                    foreclosures and repossessions,
                    as applicable) are initiated,
                    conducted and concluded in
                    accordance with the timeframes
                    or other requirements
                    established by the transaction
1122(d)(4)(vii)     agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(viii)    Records documenting collection         X
                    efforts are maintained during
                    the period a pool asset is
                    delinquent in accordance with
                    the transaction agreements.
                    Such records are maintained on
                    at least a monthly basis, or
                    such other period specified in
                    the transaction agreements, and
                    describe the entity's
                    activities in monitoring
                    delinquent pool assets
                    including, for example, phone
                    calls, letters and payment
                    rescheduling plans in cases
                    where delinquency is deemed
                    temporary (e.g., illness or
                    unemployment).
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(ix)      Adjustments to interest rates          X
                    or rates of return for pool
                    assets with variable rates are
                    computed based on the related
                    pool asset documents.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(x)       Regarding any funds held in            X
                    trust for an obligor (such as
                    escrow accounts): (A) such
                    funds are analyzed, in
                    accordance with the obligor's
                    pool asset documents, on at
                    least an annual basis, or such
                    other period specified in the
                    transaction agreements; (B)
                    interest on such funds is paid,
                    or credited, to obligors in
                    accordance with applicable pool
                    asset documents and state laws;
                    and (C) such funds are returned
                    to the obligor within 30
                    calendar days of full repayment
                    of the related pool assets, or
                    such other number of days
                    specified in the transaction
                    agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Payments made on behalf of an          X
                    obligor (such as tax or
                    insurance payments) are made on
                    or before the related penalty
                    or expiration dates, as
                    indicated on the appropriate
                    bills or notices for such
                    payments, provided that such
                    support has been received by
                    the servicer at least 30
                    calendar days prior to these
                    dates, or such other number of
                    days specified in the
1122(d)(4)(xi)      transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Any late payment penalties in          X
                    connection with any payment to
                    be made on behalf of an obligor
                    are paid from the Servicer's
                    funds and not charged to the
                    obligor, unless the late
                    payment was due to the
1122(d)(4)(xii)     obligor's error or omission.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Disbursements made on behalf of        X
                    an obligor are posted within
                    two business days to the
                    obligor's records maintained by
                    the servicer, or such other
                    number of days specified in the
1122(d)(4)(xiii)    transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Delinquencies, charge-offs and         X            X
                    uncollectible accounts are
                    recognized and recorded in
                    accordance with the transaction
1122(d)(4)(xiv)     agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Any external enhancement or            X                         X
                    other support, identified in
                    Item 1114(a)(1) through (3) or
                    Item 1115 of Regulation AB, is
                    maintained as set forth in the
                    transaction agreements.  (In
                    this transaction there is no
                    external enhancement or other
1122(d)(4)(xv)      support.)
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------

                                                                                                 EXHIBIT N
                                      FORM OF BACK-UP CERTIFICATION

          I.The [              ] agreement dated as of [      ], 200[ ] (the "Agreement"), among [IDENTIFY
         PARTIES] I, ________________________________, the _______________________ of [NAME OF
         COMPANY], certify to  [the Depositor] and the [Master Servicer] [Securities
         Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

         (1)      I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company  during 200[ ] that were  delivered by the Company to the  Depositor  and the  Securities
         Administrator pursuant to the Agreement (collectively, the "Company Servicing Information");

         (2)      Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

         (3)      Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under  the  Agreement  has  been  provided  to the  Depositor  and the
         Securities Administrator;

         (4)      I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

         (5)      The  Compliance  Statement  required  to be  delivered  by the  Company  pursuant to the
         Agreement,  and the Servicing  Assessment and  Attestation  Report required to be provided by the
         Company and by any  subservicer or  subcontractor  pursuant to the Agreement,  have been provided to the the Depositor and the Securities  Administrator.  Any material  instances of noncompliance described  in  such  reports  have  been  disclosed  to the  the  Depositor  and  the  Securities
         Administrator.  Any  material  instance of  noncompliance  with the  Servicing  Criteria has been disclosed in such reports.

         Date:    _________________________

         By:
         Name:    ________________________________
         Title:   ________________________________

                                                                                                 EXHIBIT O

                                FORM OF TRUSTEE LIMITED POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS,  Citibank,  N.A., a national banking  association and having an office for the  conduct of  business  in New York,  New York,  solely in its  capacity as trustee (in such capacity the  "Trustee")  under the Pooling and Servicing  Agreement  dated as of December 1, 2006,  among
Structured Asset Mortgage  Investments II Inc., a Delaware  corporation,  as depositor (the  "Depositor"),
Citibank,  N.A., a national banking  association,  not in its individual  capacity,  but solely as trustee
(the  "Trustee"),  Wells Fargo Bank,  National  Association,  as master  servicer (in such  capacity,  the
"Master Servicer") and as securities administrator (in such capacity, the "Securities  Administrator") and
EMC Mortgage Corporation,  as sponsor (in such capacity,  the "Sponsor") and as company (in such capacity,
the  "Company")  (the  "Pooling  Agreement")  pursuant  to  which  Bear  Stearns  ALT-A  Trust,   Mortgage
Pass-Through  Certificates,  Series 2006-8 are issued and not in its individual corporate capacity, hereby constitutes and appoints EMC Mortgage Corporation,  as its true and lawful attorney-in-fact,  in its name, place and stead and for its use and benefit,  to execute and  acknowledge in writing or by facsimile stamp or otherwise all documents  customarily  and reasonably  necessary and appropriate for the tasks described in items (i)  through  (viii)  below  relating  to  certain  mortgage  loans  (the  "Loans")  owned by the undersigned,  as Trustee,  as  serviced  by EMC  Mortgage  Corporation,  as the Company  under the Pooling
Agreement.  These Loans are  comprised of  Mortgages,  Deeds of Trust,  Deeds to Secure  Debt,  Co-ops and
other forms of Security  Instruments  (collectively  the  "Security  Instruments")  and the notes  secured thereby (the "Notes").

         i.       The Substitution of Trustee(s) in Deeds of Trust and/or Deeds to Secure Debt in the
                  name of the undersigned, as Trustee,

         ii.      The Extension and/or Renewal of Financing Statements in the name of the undersigned, as Trustee,

         iii.     The Satisfaction, Assignment and/or Release of Security Instruments and/or Financing
                  Statements in the name of the undersigned, as Trustee, or the issuance of Deeds of
                  Reconveyance upon payment in full and/or discharge of the Notes secured thereby,

         iv.      The Modification and/or Partial Release of Security Instruments, including the subordination of a Security Instrument to an easement in favor of an entity with powers of eminent domain.

         v.       The Assumption of Security Instruments and the Notes secured thereby,

         vi.      The right to collect, accelerate, initiate suit on and/or foreclose all Loans, and

         vii.     The right to manage, sell, convey or transfer the real and/or personal property specified in the Security Instruments.

         viii.    The  endorsement  of  loss  payable  drafts  or  other  checks  that  are  necessary  to effectuate  proper  servicing of the loan or repairs to the real property  encumbered by the Security Instrument.

         The undersigned gives to said attorney-in-fact full power and authority to execute such instruments as if the undersigned were personally present, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by authority hereof.  The undersigned also gives to said attorney-in-fact full power and authority to appoint by subsequent power of attorney a subservicer (a "Subservicer") to act in its stead so long as the Trustee is given prior notice of such appointment.  Third parties without actual notice may rely upon the power granted to said attorney-in-fact under this Limited Power of Attorney and may assume that, upon the exercise of such power, all conditions precedent to such exercise of power have been satisfied and this Power of Attorney has not been revoked unless an Instrument of Revocation has been recorded.

         This limited power of attorney has been executed and is effective as of this ___ day of _____
200_ and the same and any subsequent limited power of attorney given to any Subservicer shall terminate on the date that is the earlier of (i) one year from the date hereof and (ii) the occurrence of any of the following events or until revoked in writing by the undersigned provided, that so long as none of the following events below have occurred or continuing, the Trustee shall execute and deliver a replacement power of attorney:

         i.       the supervision or termination of  EMC Mortgage Corporation as the Company with respect to the Loans serviced under the Pooling Agreement,

         ii.      the transfer of servicing from EMC Mortgage Corporation to another Servicer with respect to the Loans serviced under the Pooling Agreement,

         iii.     the appointment of a receiver or conservator with respect to the business of the attorney-in-fact or EMC Mortgage Corporation, or

         iv.      the filing of a voluntary or involuntary petition of bankruptcy by the attorney-in-fact, EMC Mortgage Corporation, or any of their creditors.

         Notwithstanding the foregoing, the power and the authority given to said attorney-in-fact or any Subservicer under this Limited Power of Attorney shall be revoked with respect to a particular
Pooling Agreement and the Loans subject thereto upon the occurrence of:

         i.       the suspension or termination of EMC Mortgage Corporation as the Company under such
                  Pooling Agreement; or

         ii.      the transfer of servicing under such Pooling Agreement from EMC Mortgage Corporation to another Servicer.

         Nothing contained herein shall be deemed to amend or modify the related Pooling Agreements or the respective rights, duties or obligations of the Trustee or EMC Mortgage Corporation thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.  If this limited power of attorney is revoked or terminated for any reason whatsoever, a limited power of attorney given by the
Servicer to any Subservicer shall be deemed to be revoked or terminated at the same time.

         This Limited Power of Attorney supersedes all prior powers of attorney given by the undersigned to EMC Mortgage Corporation for the Loans, and all such powers and the authority granted thereunder are hereby revoked effective as of the date of recording of this Limited Power of Attorney.

EMC Mortgage Corporation                                 Citibank, N.A.,
as Company                                                         as Trustee

______________________                                   ______________________
Name:                                                             Name:
Title:                                                            Title:

Witness:                                                 Witness:

______________________                                   ________________________

Witness:                                                Witness:

______________________                                   __________________________

STATE OF NEW YORK     )
                      )        SS
COUNTY OF NEW YORK    )

         On _______, 200_ before me, a Notary Public in and for said State, personally appeared
___________, known to me to be a/an __________ of Citibank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed said instrument on behalf of such national banking association and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     _______________________
                                                     Notary Public

STATE OF TEXAS    )
                  )SS
COUNTY OF DENTON  )

         On ______________, before me, a Notary Public in and for said State, personally appeared
______________________, known to me to be a ________________ of EMC Mortgage Corporation that executed the within instrument, and also known to me to be the person who executed said instrument on behalf of such corporation and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     _______________________
                                                     Notary Public

                                                                                                 EXHIBIT P
                                          FORM OF CAP CONTRACTS

[GRAPHIC OMITTED]
                                                                        BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                                                          383 MADISON AVENUE
                                                                                    NEW YORK, NEW YORK 10179
                                                                                                212-272-4009

DATE:              December 28, 2006

TO:                Bear Stearns ALT-A Trust 2006-8
                   Citibank, N.A., not in its individual capacity
                   but solely, as Trustee
ATTENTION:         John Hannon
TELEPHONE:         212-816-5693
FACSIMILE:         212-816-5527

FROM:              Derivatives Documentation
TELEPHONE:         212-272-2711
FACSIMILE:         212-272-9857

SUBJECT:           Mortgage Derivatives Confirmation and Agreement

REFERENCE NUMBER: [_________]

The  purpose  of this  letter  agreement  ("Agreement")  is to  confirm  the  terms  and  conditions  of the
Transaction  entered  into on the Trade Date  specified  below (the "  Transaction")  between  Bear  Stearns
Financial  Products  Inc.  ("Bear  Stearns")  and Bear Stearns  ALT-A Trust 2006-8  ("Counterparty")  acting through  Citibank,  N.A. not in its  individual  capacity but solely as Trustee for Bear Stearns ALT-A Trust
2006-8  ("Trustee")  under the  Pooling and  Servicing  Agreement,  dated as of December 1, 2006,  among EMC
Mortgage  Corporation,  as  seller  ("Seller")  and as  company  ("Company"),  Wells  Fargo  Bank,  National
Association,   as  master  servicer  and  securities   administrator   ("Master  Servicer"  and  "Securities
Administrator"),  Structured  Asset  Mortgage  Investments  II  Inc.,  as  depositor  ("Depositor")  and the
Trustee,  (the "Pooling and Servicing  Agreement").  This letter agreement constitutes the sole and complete
"Confirmation,"  as referred to in the "ISDA Master  Agreement" (as defined below),  as well as a "Schedule"
as referred to in the ISDA Master Agreement.

(1)      This Confirmation is subject to the 2000 ISDA Definitions (the "Definitions"),  as published by the
         International  Swaps  and  Derivatives  Association,  Inc.  ("ISDA").  Any  reference  to  a  "Swap
         Transaction"  in the  Definitions  is deemed to be a reference to a  "Transaction"  for purposes of this Agreement,  and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions.  This Confirmation shall supplement,  form a part of, and be subject to an agreement in the form of the ISDA Master  Agreement  (Multicurrency
         - Cross Border) as published and  copyrighted in 1992 by the  International  Swaps and  Derivatives
         Association,  Inc. (the "ISDA Master Agreement"),  as if Bear Stearns and Counterparty had executed an  agreement  in such  form on the date  hereof,  with a  Schedule  as set forth in Item 4 of this
         Confirmation (the  "Schedule"),  and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements
         Subject to New York Law Only version) as published  and  copyrighted  in 1994 by the  International
         Swaps and Derivatives  Association,  Inc., with Paragraph 13 thereof as set forth in Annex A hereto
         (the "Credit Support Annex").  For the avoidance of doubt,  the Transaction  described herein shall be the sole Transaction  governed by such ISDA Master Agreement.  In the event of any inconsistency among any of the following  documents,  the relevant  document first listed shall govern:  (i) this
         Confirmation,  exclusive of the provisions set forth in Item 4 hereof and Annex A hereto;  (ii) the
         Schedule; (iii) the Credit Support Annex; (iv) the Definitions;  and (v) the ISDA Master Agreement.
         Terms capitalized but not defined herein shall have the meanings  attributed to them in the Pooling and Servicing Agreement.

         Each reference  herein to a "Section"  (unless  specifically  referencing the Pooling and Servicing
         Agreement or to a "Section" of this  Agreement will be construed as a reference to a Section of the
         ISDA Master  Agreement;  each herein  reference  to a "Part" will be  construed  as a reference  to
         Schedule;  each reference  herein to a "Paragraph"  will be construed as a reference to a Paragraph of the Credit Support Annex.

(2)    The terms of the particular Transaction to which this Confirmation relates are as follows:

       Type of Transaction:                 Rate Cap

       Notional Amount:                     With  respect  to any  Calculation  Period,  the lesser of (i)
                                            the  Scheduled  Amount  set  forth  for  such  period  on  the
                                            Schedule   I   attached   hereto   and  (ii)   the   aggregate
                                            Certificate  Principal  Balance of the I-A  Certificates as of
                                            the first day of the month in which  such  Calculation  Period begins

       Trade Date:                          December 22, 2006

       Effective Date:                      December 28, 2006

       Termination Date:                    December 25, 2011,  subject to adjustment  in accordance  with the Business Day Convention.

       Fixed Amount (Premium):

              Fixed Rate Payer:             Counterparty

              Fixed Rate Payer
              Payment Date:December 28, 2006

              Fixed Amount:USD 250,000

       Floating Amounts:

              Floating Rate Payer:          Bear Stearns

              Cap Rate:                     The  Cap  Rate  set  forth  for  such  Calculation  Period  on
                                            Schedule I

              Floating Rate Payer
              Period End Dates:             The 25th  calendar  day of each month  during the Term of this
                                            Transaction,  commencing  January  25,  2007 and ending on the
                                            Termination  Date,  subject to adjustment  in accordance  with the Business Day Convention.

              Floating Rate Payer
              Payment Dates:                Early  Payment  shall be  applicable.  The Floating Rate Payer
                                            Payment  Date  shall  be  one  Business  Day  preceding   each
                                            Floating Rate Payer Period End Date.

              Floating Rate Option:         USD-LIBOR-BBA

              Designated Maturity:          One month,  except  with  respect to the  initial  Calculation
                                            Period for which Linear Interpolation shall be applicable.

              Floating Rate Day
              Count Fraction:               Actual/360

              Reset Dates: The first day of each Calculation Period.

              Compounding: Inapplicable

       Business Days:                       New York

       Business Day Convention:             Following

       Calculation Agent:                   Bear Stearns

(3)    Additional Provisions:               On each Distribution  Date, the Securities  Administrator will
                                            make  available  on  its  website   https://www.ctslink.com  a
                                            monthly   statement   indicating  the  outstanding   principal
                                            balance  of  the  Class  [__]  Certificates  for  the  related
                                            Distribution Date

(4)    Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.  Termination Provisions.

For purposes of the ISDA Master Agreement:

(a)      "Specified Entity" will not apply to Bear Stearns or Counterparty for any purpose.

(b)      "Specified Transactions" will not apply to Bear Stearns or Counterparty for any purpose.

(c)      The "Failure to Pay or Deliver"  provisions of Section  5(a)(i) will apply to Bear Stearns and will apply to Counterparty;  provided that  notwithstanding  anything to the contrary in Section 5(a)(i)
         or Paragraph 7 of the Credit Support  Annex,  any failure by Bear Stearns to comply with or perform any  obligation  to be complied  with or performed by Bear Stearns  under the Credit  Support Annex shall not  constitute an Event of Default under Section  5(a)(i)  unless (A) a Moody's Second Level
         Downgrade  has  occurred  and  been  continuing  for 30 or more  Local  Business  Days and (B) such failure is not  remedied on or before the third Local  Business Day after notice of such failure is given to Bear Stearns.

(d)      The "Breach of Agreement"  provisions  of Section  5(a)(ii) will apply to Bear Stearns and will not apply to Counterparty.

(e)      The "Credit  Support  Default"  provisions  of Section  5(a)(iii)  will apply to (x) Bear  Stearns;
         provided  that  notwithstanding  anything to the contrary in Section  5(a)(iii)(1),  any failure by
         Bear  Stearns to comply with or perform any  obligation  to be complied  with or  performed by Bear
         Stearns  under the Credit  Support  Annex shall not  constitute  an Event of Default  under Section
         5(a)(iii)  unless (A) a Moody's Second Level  Downgrade has occurred and been  continuing for 30 or more  Local  Business  Days and (B) such  failure  is not  remedied  on or before  the third  Local
         Business Day after notice of such failure is given to Bear Stearns and (y)  Counterparty  solely in respect of Counterparty's obligations under Paragraph 3(b) of the Credit Support Annex.

(f)      The  "Misrepresentation"  provisions  of Section  5(a)(iv)  will apply to Bear Stearns and will not apply to Counterparty.

(g)      The "Default  under  Specified  Transaction"  provisions of Section  5(a)(v) will not apply to Bear
         Stearns or Counterparty.

(h)      The "Cross  Default"  provisions of Section  5(a)(vi) will apply to Bear Stearns and will not apply to Counterparty.

                  "Specified Indebtedness" will have the meaning specified in Section 14.

                  "Threshold Amount" means USD 100,000,000.

(i)      The  "Bankruptcy"  provisions  of Section  5(a)(vii)  will apply to Bear  Stearns and will apply to
         Counterparty  except  that the  provisions  of Section  5(a)(vii)(2),  (6) (to the extent that such provisions  refer  to any  appointment  contemplated  or  effected  by the  Pooling  and  Servicing
         Agreement or any  appointment  to which  Counterparty  has not become subject to), (7) and (9) will not apply to Counterparty;  provided that, with respect to Counterparty only, Section  5(a)(vii)(4)
         is hereby  amended by adding after the words "against it" the words  "(excluding  any proceeding or petition instituted or presented by Bear Stearns)",  and Section  5(a)(vii)(8) is hereby amended by deleting the words "to (7)  inclusive"  and inserting  lieu thereof ", (3), (4) as amended,  (5) or
         (6) as amended".

(j)      The "Tax Event Upon Merger"  provisions  of Section  5(b)(iii)  will apply to Bear Stearns and will apply to  Counterparty;  provided  that Bear  Stearns  shall not be entitled to  designate an Early
         Termination  Date by reason of a Tax Event  upon  Merger  in  respect  of which it is the  Affected
         Party.

(k)      The "Credit  Event Upon Merger"  provisions  of Section  5(b)(iv) will not apply to Bear Stearns or
         Counterparty.

(l)      The "Automatic  Early  Termination"  provision of Section 6(a) will not apply to Bear Stearns or to
         Counterparty.

(m)      Payments on Early Termination.  For the purpose of Section 6(e) of the ISDA Master Agreement:

                  (1)      Market Quotation will apply; and

                  (2)      the Second Method will apply;

                  provided  that if Bear Stearns is the  Defaulting  Party or the sole Affected  Party,  the following provisions will apply:

                           (A)      Section 6(e) of the ISDA Master  Agreement  will be amended by inserting on the first line "or is effectively  designated"  after "If an Early Termination
                           Date occurs";

                           (B)      The  definition  of Market  Quotation  in Section 14 shall be deleted in its entirety and replaced with the following:

                                    "Market  Quotation"  means,  with  respect  to  one or  more  Terminated
                                    Transactions,   and  a  party  making  the   determination,   an  amount
                                    determined  on the basis of Firm  Offers  from  Reference  Market-makers that are  Eligible  Replacements.  Each  Firm  Offer  will be (1) for an amount  that  would be paid to  Counterparty  (expressed  as a  negative
                                    number)  or  by  Counterparty   (expressed  as  a  positive  number)  in
                                    consideration  of an agreement  between  Counterparty and such Reference
                                    Market-maker  to enter into a  Replacement  Transaction  and (2) made on the basis that Unpaid Amounts in respect of the  Terminated  Transaction or group of  Transactions  are to be excluded but,  without  limitation, any  payment  or  delivery  that  would,  but  for  the  relevant  Early
                                    Termination  Date,  have been required  (assuming  satisfaction  of each applicable  condition precedent) after that Early Termination Date is to be  included.  The party  making the  determination  (or its agent) will request  each  Reference  Market-maker  to provide its Firm Offer to the extent  reasonably  practicable  as of the same  day and  time  (without regard to different time zones) on or as soon as reasonably  practicable after  the  relevant  Early  Termination  Date.  The day and  time as of which  those Firm  Offers are to be  obtained  will be  selected in good faith by the party obliged to make a  determination  under Section 6(e), and, if each party is so  obliged,  after  consultation  with the other.
                                    The  Market  Quotation  shall be the Firm  Offer  actually  accepted  by
                                    Counterparty  no  later  than  the  Business  Day  preceding  the  Early
                                    Termination  Date.  If no Firm Offers are  provided by the  Business Day preceding the Early  Termination Date, it will be deemed that the Market
                                    Quotation  in  respect  of  such  Terminated  Transaction  or  group  of
                                    Transactions cannot be determined.

                           (C)      Counterparty  shall use best  efforts  to accept a Firm Offer that would determine  the  Market  Quotation.  If  more  than  one  Firm  Offer  (which,  if accepted,  would determine the Market Quotation) is provided,  Counterparty shall use  commercially  reasonable  efforts to accept the Firm Offer  (among such Firm
                           Offers) which would require either (x) the lowest payment by the  Counterparty to the Reference Market-maker,  to the extent Counterparty would be required to make a payment to the  Reference  Market-maker  or (y) the  highest  payment  from the
                           Reference Market-maker to Counterparty,  to the extent the Reference Market-maker would be required to make a payment to the  Counterparty.  If only one Firm Offer
                           (which,  if  accepted,   would  determine  the  Market  Quotation)  is  provided,
                           Counterparty shall use commercially reasonable efforts to accept such Firm Offer.

                           (D)      Upon the written request by  Counterparty to Bear Stearns,  Bear Stearns shall obtain the Market Quotations on behalf of Counterparty.

                           (E)      If the Settlement  Amount is a negative  number,  Section  6(e)(i)(3) of the ISDA Master  Agreement shall be deleted in its entirety and replaced with the following:

                                    "(3)  Second  Method and  Market  Quotation.  If the  Second  Method and
                                    Market Quotation  apply,  (I) Counterparty  shall pay to Bear Stearns an amount equal to the absolute value of the  Settlement  Amount in respect of the  Terminated  Transactions,  (II)  Counterparty  shall pay to Bear
                                    Stearns the Termination  Currency Equivalent of the Unpaid Amounts owing to Bear Stearns and (III) Bear  Stearns  shall pay to  Counterparty  the
                                    Termination   Currency   Equivalent  of  the  Unpaid  Amounts  owing  to
                                    Counterparty;  provided, however, that (x) the amounts payable under the immediately  preceding  clauses  (II)  and  (III)  shall be  subject  to netting  in  accordance  with  Section  2(c) of this  Agreement  and (y)
                                    notwithstanding  any  other  provision  of this  Agreement,  any  amount payable by Bear Stearns  under the  immediately  preceding  clause (III)
                                    shall not be  netted-off  against  any amount  payable  by  Counterparty under the immediately preceding clause (I)."

(n)      "Termination Currency" means United States Dollars.

(o)      Additional Termination Events.  Additional Termination Events will apply:

             (i)  If, upon the  occurrence of a Cap  Disclosure  Event (as defined in Part  5(l)(ii)  below)
                  Bear  Stearns  has not,  within ten (10)  calendar  days after such Cap  Disclosure  Event complied  with any of the  provisions  set forth in Part 5 (l) below,  then an  Additional
                  Termination Event shall have occurred with respect to Bear Stearns,  Bear Stearns shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

              (ii)    If,  without the prior written  consent of Bear Stearns where such consent is required under the Pooling and Servicing Agreement,  an amendment or supplemental  agreement is made to the Pooling and Servicing Agreement which amendment or supplemental  agreement could  reasonably  be expected to have a material  adverse  effect on the interests of
                      Bear  Stearns  under  this  Agreement,  an  Additional  Termination  Event  shall have occurred with respect to Counterparty,  Counterparty  shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

             (iii)         (A)      If a S&P First Level  Downgrade has occurred and is continuing  and Bear
                                    Stearns  fails to take any action  described  under  Part  (5)(f)(i)(1),
                                    within  the  time  period   specified   therein,   then  an   Additional
                                    Termination  Event shall have  occurred  with  respect to Bear  Stearns,
                                    Bear  Stearns  shall be the sole  Affected  Party  with  respect to such
                                    Additional  Termination  Event and all  Transactions  hereunder shall be
                                    Affected Transaction.

                           (B)      If a S&P Second Level  Downgrade has occurred and is continuing and Bear
                                    Stearns  fails to take any  action  described  under  Part  (5)(f)(i)(2)
                                    within  the  time  period   specified   therein,   then  an   Additional
                                    Termination  Event shall have  occurred  with  respect to Bear  Stearns,
                                    Bear  Stearns  shall be the sole  Affected  Party  with  respect to such
                                    Additional  Termination  Event and all  Transactions  hereunder shall be
                                    Affected Transaction.

                           (C)      If (A) a  Moody's  Second  Level  Downgrade  has not  occurred  and been continuing  for 30 or more Local  Business Days and (B) Bear Stearns has failed to comply with or perform any  obligation  to be complied with or performed by Bear Stearns in accordance  with the Credit  Support Annex, then an  Additional  Termination  Event shall have occurred with respect to Bear Stearns and Bear Stearns shall be the sole  Affected  Party with respect to such Additional Termination Event.

                           (D)      If  (A)  a  Moody's  Second  Level   Downgrade  has  occurred  and  been
                                    continuing  for 30 or more  Local  Business  Days and (B)  either (i) at least  one  Eligible  Replacement  has  made  a  Firm  Offer  to be  the transferee  or (ii) at least  one  entity  that  satisfies  the  Moody's
                                    Approved Ratings  Threshold has made a Firm Offer to provide an Eligible
                                    Guaranty  in  respect  of  all  of  Bear  Stearns'  present  and  future obligations under this Agreement,  then an Additional  Termination Event shall have occurred with respect to Bear Stearns,  Bear Stearns shall be the sole  Affected  Party with  respect to such  Additional  Termination
                                    Event and all Transactions hereunder shall be Affected Transaction.

(p) Limitation on Events of Default.  Notwithstanding  the terms of Sections 5 and 6 of the ISDA Form Master
Agreement,  if at any  time  and so  long  as the  Counterparty  has  satisfied  in  full  all  its  payment obligations  under Section  2(a)(i) of the ISDA Form Master  Agreement and has at the time no future payment obligations,  whether  absolute or  contingent,  under such  Section,  then unless Bear  Stearns is required pursuant to appropriate  proceedings to return to the Counterparty or otherwise  returns to the Counterparty upon demand of the  Counterparty  any portion of any such payment,  (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the  Counterparty  shall not constitute an
Event of Default or Potential  Event of Default with respect to the  Counterparty  as  Defaulting  Party and
(b) Bear  Stearns  shall be entitled to  designate an Early  Termination  Date  pursuant to Section 6 of the
ISDA Form Master  Agreement  only as a result of the  occurrence of a Termination  Event set forth in either
Section  5(b)(i) or 5(b)(ii) of the ISDA Form Master  Agreement with respect to Bear Stearns as the Affected
Party, or Section 5(b)(iii) with respect to Bear Stearns as the Burdened Party.

Part 2.  Tax Matters.

(a)      Tax Representations.

         (i) Payer  Representations.  For the purpose of Section 3(e) of the ISDA Master  Agreement,  each of Bear Stearns and the Counterparty will make the following representations:

         It is  not  required  by  any  applicable  law,  as  modified  by the  practice  of any  relevant
         governmental  revenue  authority,   of  any  Relevant  Jurisdiction  to  make  any  deduction  or withholding  for or on account of any Tax from any payment  (other than  interest  under  Section
         2(e),  6(d)(ii) or 6(e) of the ISDA Master  Agreement)  to be made by it to the other party under this Agreement.  In making this representation, it may rely on:

                  (1)      the  accuracy  of any  representations  made by the  other  party  pursuant  to
                  Section 3(f) of the ISDA Master Agreement;

                  (2)      the  satisfaction of the agreement  contained in Sections 4(a)(i) and 4(a)(iii)
                  of the  ISDA  Master  Agreement  and the  accuracy  and  effectiveness  of any  document provided by the other  party  pursuant to  Sections  4(a)(i) and  4(a)(iii)  of the ISDA
                  Master Agreement; and

                  (3) the  satisfaction  of the agreement of the other party  contained in Section 4(d) of
                  the  ISDA  Master   Agreement,   provided  that  it  shall  not  be  a  breach  of  this
                  representation  where  reliance  is placed on clause  (ii) and the other  party does not deliver a form or document  under  Section  4(a)(iii)  of the ISDA Master  Agreement  by reason of material prejudice to its legal or commercial position.

         (ii) Payee  Representations.  For the purpose of Section 3(f) of the ISDA Master Agreement,  each of Bear Stearns and the Counterparty make the following representations.

         The following representation will apply to Bear Stearns:

                  Bear  Stearns is a  corporation  organized  under the laws of the State of Delaware  and its U.S. taxpayer identification number is 13-3866307.

         The following representation will apply to the Counterparty:

                  It is organized or formed under the laws of the State of New York and is a United
                  States resident for United States Federal Income tax purposes.

(b)      Tax Provisions.

         Notwithstanding  the  definition  of  "Indemnifiable  Tax" in Section 14 of this  Agreement,  all
         Taxes in relation to payments by Bear Stearns shall be  Indemnifiable  Taxes  (including  any Tax imposed in respect of a Credit  Support  Document)  unless (i) such Taxes are  assessed  directly against  Counterparty  and not by  deduction  or  withholding  by Bear Stearns or (ii) arise as a result  of a Change in Tax Law (in which  case  such Tax  shall be an  Indemnifiable  Tax only if such Tax satisfies the  definition of  Indemnifiable  Tax provided in Section 14). In relation to payments by Counterparty, no Tax shall be an Indemnifiable Tax.

Part 3.   Agreement to Deliver Documents. For the purpose of Section 4(a) of the ISDA Master Agreement:

         (i)      Tax forms, documents, or certificates to be delivered are:

         Party required to deliver    Form/Document/                     Date by which to
         document                     Certificate                        be delivered
         Bear Stearns                 An original properly  completed    (i) upon  execution of this  Agreement,  (ii)
                                      and  executed   United   States    on or before  the first  payment  date  under
                                      Internal  Revenue  Service Form    this Agreement,  including any Credit Support
                                      W-9 (or any successor  thereto)    Document,  (iii) promptly upon the reasonable
                                      with  respect  to any  payments    demand  by  Counterparty,  (iv)  prior to the
                                      received  or to be  received by    expiration or  obsolescence of any previously
                                      Bear Stearns,  that  eliminates    delivered  form,  and (v)  promptly  upon the
                                      U.S.  federal  withholding  and    information on any such previously  delivered
                                      backup   withholding   Tax   on    form becoming inaccurate or incorrect.
                                      payments to Bear Stearns  under
                                      this Agreement.

         Counterparty                 An original properly  completed    (i)  on or  before  the  first  payment  date
                                      and  executed   United   States    under this  Agreement,  including  any Credit
                                      Internal  Revenue  Service Form    Support  Document,  (ii)  promptly  upon  the
                                      W-9    including     applicable    reasonable  demand  by  Bear  Stearns,  (iii)
                                      attachments  (or any  successor    prior to the  expiration or  obsolescence  of
                                      thereto)  with  respect  to any    any  previously   delivered  form,  and  (iv)
                                      payments   received  or  to  be    promptly  upon  the  information  on any such
                                      received by Counterparty.          previously     delivered     form    becoming
                                                                         inaccurate or incorrect.

(ii)     Other documents to be delivered are:

         Party required to       Form/Document/                     Date by which to             Covered by Section 3(d)
         deliver document        Certificate                        be delivered                 Representation
         Bear Stearns and        Any  documents  required by the    Upon the execution and       Yes
         the Counterparty        receiving   party  to  evidence    delivery of this
                                 the     authority     of    the    Agreement and such
                                 delivering  party or its Credit    Confirmation
                                 Support  Provider,  if any, for
                                 it to execute and deliver  this
                                 Agreement,   any  Confirmation,
                                 and    any    Credit    Support
                                 Documents  to  which  it  is  a
                                 party,   and  to  evidence  the
                                 authority  of  the   delivering
                                 party  or  its  Credit  Support
                                 Provider    to   perform    its
                                 obligations      under     this
                                 Agreement,   such  Confirmation
                                 and/or      Credit      Support
                                 Document, as the case may be

         Bear Stearns and        A certificate  of an authorized    Upon the execution and       Yes
         the Counterparty        officer  of  the  party,  as to    delivery of this
                                 the  incumbency  and  authority    Agreement and such
                                 of the  respective  officers of    Confirmation
                                 the    party    signing    this
                                 Agreement,  any relevant Credit
                                 Support   Document,    or   any
                                 Confirmation,  as the  case may
                                 be

         Bear Stearns            An  opinion  of counsel of such    Upon the execution and       No
                                 party       regarding       the    delivery of this Agreement
                                 enforceability      of     this
                                 Agreement in a form  reasonably
                                 satisfactory   to   the   other
                                 party.

         Counterparty            An   executed   copy   of   the    Concurrently with filing     No
                                 Pooling and Servicing Agreement    of each draft of the
                                                                    Pooling and Servicing
                                                                    Agreement with the U.S.
                                                                    Securities and Exchange
                                                                    Commission

Part 4 Miscellaneous.

(a)      Address for Notices:  For the purposes of Section 12(a) of the ISDA Master Agreement:

                  Address for notices or communications to Bear Stearns:

                           Address: 383 Madison Avenue, New York, New York 10179
                           Attention:       DPC Manager
                           Facsimile:       (212) 272-5823

                  with a copy to:

                           Address: One Metrotech Center North, Brooklyn, New York 11201
                           Attention:       Derivative Operations - 7th Floor
                           Facsimile:       (212) 272-1634

                  (For all purposes)

                  Address for notices or communications to the Counterparty:

                           Address: Citibank, N.A.
                                            388 Greenwich Street, 14th Floor, New York, New York 10013
                           Attention:       John Hannon
                           Facsimile:       (212) 816-5693
                           Phone:           (212) 816-5527

                  with a copy to:

                           Address: Wells Fargo Bank, N.A.
                                            9062 Old Annapolis Road, Columbia, Maryland 21045
                           Attention:       Client Manager/Bear Stearns ALT-A Trust 2006-8
                           Facsimile:       (410) 884-2000
                           Phone:           (410) 715-2380

                  (For all purposes)

(b)      Account Details and Settlement Information:

         Payments to Bear Stearns:
                  Citibank, N.A., New York
                  ABA Number: 021-0000-89, for the account of
                  Bear, Stearns Securities Corp.
                  Account Number: 0925-3186, for further credit to
                  Bear Stearns Financial Products Inc.
                  Sub-account Number: 102-04654-1-3
                  Attention: Derivatives Department

         Payments to Counterparty:
                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name: SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-8, Account #50977101

(c)      Process Agent.  For the purpose of Section 13(c) of the ISDA Master Agreement:

                           Bear Stearns appoints as its
                           Process Agent:            Not Applicable

                           The Counterparty appoints as its
                           Process Agent:            Not Applicable

(d)      Offices.  The  provisions  of Section  10(a) of the ISDA  Master  Agreement  will not apply to this
         Agreement;  neither Bear Stearns nor the  Counterparty  have any Offices other than as set forth in the Notices Section.

(e)      Multibranch Party.  For the purpose of Section 10(c) of the ISDA Master Agreement:

                  Bear Stearns is not a Multibranch Party.

                  The Counterparty is not a Multibranch Party.

(f)      Credit Support Document.

                  Bear  Stearns:  The Credit  Support  Annex and any  guaranty  in support of Bear  Stearns'
                  obligations under this Agreement.

         Counterparty: The Credit Support Annex.

(g)      Credit Support Provider.

                  Bear Stearns:     The   guarantor   under  any  guaranty  in  support  of  Bear   Stearns'
                  obligations under this Agreement.

                  Counterparty: Not Applicable

(h)      Governing  Law.  The parties to this  Agreement  hereby agree that the law of the State of New York shall  govern their rights and duties in whole,  without  regard to the conflict of law  provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)      Jurisdiction.  Section 13(b) is hereby amended by: (i) deleting in the second line of  subparagraph
         (i) thereof the word "non-",  (ii)  deleting "; and" from the end of  subparagraph  1 and inserting
         "." in lieu thereof, and (iii) deleting the final paragraph thereof.

(j)      "Affiliate":  Bear Stearns and Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) of the ISDA Master Agreement.

(k)      Netting of Payments.  The parties agree that  subparagraph  (ii) of Section 2(c) of the ISDA Master
         Agreement will apply to each Transaction.

Part 5.  Other Provisions.

(a)  Section 3 of the ISDA Master  Agreement  is hereby  amended by adding at the end thereof the  following subsection (g):

         "(g)     Relationship Between Parties.

                  Each  party  represents  to  the  other  party  on  each  date  when  it  enters  into a
                  Transaction that:

              (1)  Nonreliance.  (i) It is  acting  for  its own  account,  (ii)  it is not  relying  on any statement or representation of the other party regarding the Transaction  (whether written or  oral),  other  than  the  representations  expressly  made  in this  Agreement  or the
                  Confirmation  in  respect  of that  Transaction  and (iii) it has  consulted  with its own legal,  regulatory,  tax, business,  investment,  financial and accounting advisors to the extent it has deemed necessary,  (iv) it has made its own investment,  hedging and trading decisions  based upon its own  judgment  and upon any advice from such  advisors as it has deemed  necessary and not upon any view expressed by the other party,  (v) it has made its own independent  decisions to enter into the Transaction and as to whether the Transaction is  appropriate  or proper for it based upon its own  judgment  and upon  advice from such advisors as it has deemed necessary,  (vi) it is not relying on any communication (written or oral) of the other  party as  investment  advice or as a  recommendation  to enter into this  Transaction;  it being understood that  information and explanations  related to the terms and conditions of this Transaction  shall not be considered  investment  advice or a recommendation  to enter  into this  Transaction  and (vii) it has not  received  from the other party any assurance or guaranty as to the expected results of this Transaction.

              (2) Evaluation and Understanding.

                         (i)  It  has  the  capacity  to  evaluate   (internally   or  through   independent
                               professional  advice) the  Transaction and has made its own decision to enter into the Transaction; and

                         (ii) It  understands  the terms,  conditions  and risks of the  Transaction  and is willing and able to accept  those terms and  conditions  and to assume  those risks, financially and otherwise.

              (3) Purpose.  It is entering into the  Transaction for the purposes of managing its borrowings or investments,  hedging its underlying assets or liabilities or in connection with a line of business.

              (4) Status of  Parties.  The other party is not acting as an agent,  fiduciary  or advisor for it in respect of the Transaction.

              (5) Eligible Contract  Participant.  It constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

              (6)  Line of  Business.  It has  entered  into  this  Agreement  (including  each  Transaction governed  hereby)  in  conjunction  with  its line of  business  or the  financing  of its business."

(b)      Non-Recourse.  Notwithstanding  any  provision  herein  or in  the  ISDA  Master  Agreement  to the contrary,  the  obligations of  Counterparty  hereunder are limited  recourse  obligations of  Counterparty, payable solely from the Distribution  Account and the proceeds thereof,  in accordance with the terms of the
Pooling and Servicing  Agreement.  In the event that the Distribution Account and proceeds thereof should be insufficient to satisfy all claims  outstanding and following the  realization of the  Distribution  Account and the  proceeds  thereof,  any  claims  against  or  obligations  of  Counterparty  under the ISDA  Master
Agreement or any other  confirmation  thereunder still  outstanding shall be extinguished and thereafter not revive.  The  Counterparty  shall not have liability for any failure or delay in making a payment  hereunder to Bear  Stearns due to any  failure or delay in  receiving  amounts in the  Distribution  Account  from the
Trust created pursuant to the Pooling and Servicing Agreement.

(c)      Severability.  If  any  term,  provision,   covenant,  or  condition  of  this  Agreement,  or  the
application  thereof to any party or circumstance,  shall be held to be invalid or  unenforceable  (in whole or in part) for any reason,  the  remaining  terms,  provisions,  covenants,  and  conditions  hereof  shall continue in full force and effect as if this  Agreement had been executed with the invalid or  unenforceable portion  eliminated,  so long as this  Agreement  as so  modified  continues  to express,  without  material change,  the original  intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially  impair the respective  benefits or expectations of the parties.

The parties  shall  endeavor to engage in good faith  negotiations  to replace any invalid or  unenforceable term, provision,  covenant or condition with a valid or enforceable term, provision,  covenant or condition, the  economic  effect of which  comes as close as possible  to that of the  invalid or  unenforceable  term, provision, covenant or condition.

(d)      Consent to Recording.  Each party hereto  consents to the monitoring or recording,  at any time and from time to time,  by the other party of any and all  communications  between  officers or employees of the parties,  waives any further notice of such  monitoring or recording,  and agrees to notify its officers and employees of such monitoring or recording.

(e)      Waiver of Jury  Trial.  Each  party  waives  any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(f) Rating Agency Downgrade.

    (i) S&P Downgrade:

           (1)    In the event that a S&P First Level  Downgrade  occurs and is  continuing,  then within 30 days after such rating withdrawal or downgrade,  Bear Stearns shall, subject to the Rating
                  Agency  Condition with respect to S&P, at its own expense,  either (i) procure a Permitted
                  Transfer,  (ii) obtain an Eligible  Guaranty or (iii) post  collateral in accordance  with the Credit Support Annex.

           (2)    In the event that a S&P Second Level  Downgrade  occurs and is continuing,  then within 10
                  Local  Business  Days after such rating  withdrawal  or  downgrade,  Bear  Stearns  shall, subject to the Rating  Agency  Condition  with respect to S&P, at its own expense,  either
                  (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

    (ii) Moody's Downgrade.

           (1)    In the event that a Moody's Second Level Downgrade occurs and is continuing,  Bear Stearns shall  as  soon  as  reasonably  practicable  thereafter,  at its own  expense  and  using commercially  reasonable  efforts,  either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

(g) Payment  Instructions.  Bear Stearns hereby agrees that,  unless notified in writing by the Counterparty of other payment  instructions,  any and all amounts payable by Bear Stearns to the Counterparty  under this
Agreement shall be paid to the Securities Administrator at the account specified herein.

(h)  Amendment..  No  amendment,  waiver,  supplement or other  modification  of this  Transaction  shall be permitted  by either  party  unless (i) each of S&P and Moody's  have been  provided  notice of the same and
(ii) such  amendment,  waiver,  supplement,  assignment  or other  modification  satisfies the Rating Agency
Condition.

(i) Transfer.

         (i)      The first paragraph of Section 7 is hereby amended in its entirety as follows:

                  "Subject to Section  6(b)(ii),  Part 5(f) and Part 5(j),  neither this  Agreement  nor any interest or obligation in or under this  Agreement may be  transferred  (whether by way of security or  otherwise)  without (a) the prior  written  consent of the other party (which consent shall be deemed given by Counterparty  if the transfer,  novation or assignment is to an Eligible  Replacement  and such  Eligible  Replacement  provides an  indemnity  with respect  to  Regulation  AB  matters  that  is  satisfactory  to the  Depositor)  and  (b)
                  satisfaction of the Rating Agency Condition with respect to S&P, except that:"

         (ii)     If an entity  has made a Firm Offer  (which  remains  an offer  that will  become  legally binding upon acceptance by  Counterparty) to be the transferee of a transfer,  Counterparty  shall, at Bear Stearns' written request and at Bear Stearns'  expense,  take any reasonable steps required to be taken by Counterparty to effect such transfer.

(j) Transfer to Avoid  Termination  Event.  Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected  Party," and (ii) deleting the last paragraph thereof and inserting the following:

         "Notwithstanding  anything to the  contrary in Section 7 (as amended  herein) and Part 5(i),  any transfer  by Bear  Stearns  under this  Section  6(b)(ii)  shall not  require  the consent of the
         Counterparty; provided that:

         (i)      the  transferee  (the  "Transferee")  is  an  Eligible  Replacement  and  such  Eligible
                  Replacement  provides  an  indemnity  with  respect to  Regulation  AB  matters  that is satisfactory to the Depositor;

         (ii)     if the Transferee is domiciled in a different country or political  subdivision  thereof from both Bear Stearns and  Counterparty,  such  transfer  satisfies  the Rating  Agency
                  Condition;

         (iii)    the  Transferee  will  not,  as a  result  of such  transfer,  be  required  on the next succeeding  Scheduled  Payment  Date to withhold or deduct on account of any Tax (except in respect of default  interest)  amounts in excess of that which Bear Stearns would, on the next succeeding  Scheduled  Payment Date have been required to so withhold or deduct unless  the  Transferee  would be  required  to make  additional  payments  pursuant  to
                  Section 2(d) (i)(4) corresponding to such excess;

         (iv)     a  Termination  Event or Event of Default  does not occur as a result of such  transfer;
                  and

         (v)      the  Transferee  confirms  in  writing  that it will  accept  all of the  interests  and obligations  in  and  under  this  Agreement  which  are  to  be  transferred  to  it in accordance with the terms of this provision.

         On and from the effective date of any such transfer to the  Transferee,  Bear Stearns will be fully released from any and all obligations hereunder."

(k) Proceedings. Bear Stearns shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Class [__]
Certificates (the "Certificates").

(l) Compliance with Regulation AB.

    (i)  Bear Stearns  agrees and  acknowledges  that  Structured  Asset  Mortgage  Investments II Inc. (the
         "Depositor") is required under Regulation AB as defined under the Pooling and Servicing  Agreement, to  disclose  certain  financial  information  regarding  Bear  Stearns or its group of  affiliated entities,  if applicable,  depending on the aggregate  "significance  percentage" of this Agreement and any other derivative  contracts  between Bear Stearns or its group of affiliated  entities,  if applicable,  and  Counterparty,  as calculated  from time to time in  accordance  with Item 1115 of
         Regulation AB.

    (ii) It shall be a cap disclosure event ("Cap Disclosure  Event") if, on any Business Day after the date hereof, the Depositor requests from Bear Stearns the applicable financial  information described in
         Item 1115 of Regulation AB (such  request to be based on a reasonable  determination  by Depositor, in good  faith,  that such  information  is  required  under  Regulation  AB) (the  "Cap  Financial
         Disclosure").

    (iii)Upon the occurrence of a Cap Disclosure  Event,  Bear Stearns,  within 10 calendar days, at its own expense,  shall (1)(a) either (i) provide to Depositor  the current Cap Financial  Disclosure in an
         EDGAR-compatible  format (for  example,  such  information  may be provided in  Microsoft  Word® or
         Microsoft  Excel®  format but not in .pdf format) or (ii) provide  written  consent to Depositor to incorporation  by  reference  of such  current  Cap  Financial  Disclosure  that are filed with the
         Securities and Exchange  Commission in the reports of the Trust filed pursuant to the Exchange Act,
         (b) if  applicable,  cause  its  outside  accounting  firm to  provide  its  consent  to  filing or incorporation  by  reference  of such  accounting  firm's  report  relating to their audits of such current Cap Financial  Disclosure in the Exchange Act Reports of the Depositor,  and (c) provide to the Depositor any updated Cap Financial  Disclosure with respect to Bear Stearns or any entity that consolidates  Bear  Stearns  within  five days of the  release of any such  updated  Cap  Financial
         Disclosure;  (2) secure  another entity to replace Bear Stearns as party to this Agreement on terms substantially  similar to this Agreement,  which entity (or a guarantor  therefor) meets or exceeds the Moody's Approved Ratings  Thresholds and S&P Approved Ratings Threshold and which satisfies the
         Rating Agency  Condition and which entity is able to comply with the  requirements  of Item 1115 of
         Regulation AB, or (3) obtain a guaranty of Bear Stearns'  obligations  under this Agreement from an affiliate  of Bear  Stearns  that is able to  comply  with  the  financial  information  disclosure requirements  of Item 1115 of  Regulation  AB, and cause such  affiliate  to provide Cap  Financial
         Disclosure and any future Cap Financial  Disclosure,  such that  disclosure  provided in respect of such  affiliate  will  satisfy any  disclosure  requirements  applicable  to the Cap  Provider.  If permitted by Regulation AB, any required Cap Financial  Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

    (iv) Bear Stearns  agrees that,  in the event that Bear Stearns  provides Cap  Financial  Disclosure  to
         Depositor in  accordance  with Part  5(l)(iii)(1)  or causes its affiliate to provide Cap Financial
         Disclosure to Depositor in accordance  with clause Part  5(l)(iii)(3),  it will  indemnify and hold harmless  Depositor,  its respective  directors or officers and any person  controlling  Depositor, from and  against  any and all  losses,  claims,  damages  and  liabilities  caused  by any  untrue statement  or  alleged  untrue  statement  of a  material  fact  contained  in such  Cap  Financial
         Disclosure or caused by any omission or alleged omission to state in such Cap Financial  Disclosure a material  fact  required to be stated  therein or necessary to make the  statements  therein,  in light of the circumstances under which they were made, not misleading.

    (v)  If Depositor  reasonably  requests,  Bear Stearns  shall provide such other  information  as may be necessary for Depositor to comply with Item 1115 of Regulation AB.

    (vi) The Depositor  shall be an express third party  beneficiary  of this Agreement as if a party hereto to the extent of the  Depositor's rights explicitly specified in this Part 5(l).

(m) Trustee Liability Limitations.  It is expressly understood and agreed by the parties hereto that:

    (i)  this  Agreement is executed and delivered by Citibank,  N.A.,  not in its  individual  capacity but solely as Trustee under the Pooling and Servicing Agreement referred to in this Confirmation

    (ii) each  of  the  representations,  undertakings  and  agreements  herein  made  on  the  part  of the
         Counterparty  is made and intended not as a personal  representation,  undertaking  or agreement of
         Citibank, N.A. but is made and intended for the purpose of binding only the Counterparty;

    (iii)         nothing  herein  contained  shall be construed as imposing any  liability  upon  Citibank,
         N.A.,  individually or personally,  to perform any covenant either  expressed or implied  contained herein, all such liability,  if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties  hereto;  provided that nothing in this  paragraph  shall relieve  Citibank,  N.A. from performing its duties and obligations under the Pooling and Servicing
         Agreement in accordance with the standard of care set forth therein;

    (iv) under no circumstances  shall the Trustee in its individual  capacity be personally  liable for the payment of any  indebtedness or expenses of the Counterparty or be liable for the breach or failure of any  obligation,  representation,  warranty or covenant made or  undertaken by the  Counterparty under this  Agreement or any other related  documents,  other than due to its negligence or willful misconduct in performing the obligations of the Trustee under the Pooling and Servicing Agreement;

    (v)  any  resignation or removal of Citibank,  N.A. as trustee on behalf of the Bear Stearns ALT-A Trust
         2006-8 shall require the assignment of this agreement to an eligible Trustee replacement;

    (vi) The Trustee has been directed,  pursuant to the Pooling and Servicing Agreement, to enter into this
         Agreement and to perform its obligations hereunder.

(n)      Substantial  Financial  Transaction.  Each party hereto is hereby advised and acknowledges that the other party has engaged in (or  refrained  from  engaging in)  substantial  financial  transactions  and has taken (or refrained from taking) other  material  actions in reliance upon the entry by the parties into the
Transaction  being  entered  into on the  terms and  conditions  set forth  herein  and in the  Confirmation relating to such  Transaction,  as applicable.  This paragraph shall be deemed repeated on the trade date of each Transaction.

(o)      Set-Off.  Except as expressly  provided for in Section 2(c),  Section 6 or Part 1(m)(E) hereof, and notwithstanding  any other  provision of this  Agreement  or any other  existing or future  agreement,  each party  irrevocably  waives any and all rights it may have to set off, net,  recoup or otherwise  withhold or suspend or condition  payment or  performance  of any  obligation  between it and the other party  hereunder against any  obligation  between it and the other party under any other  agreements.  Section  6(e) shall be amended  by  deleting  the  following  sentence:  "The  amount,  if any,  payable  in  respect  of an  Early
Termination Date and determined pursuant to this Section will be subject to any Set-off."

(p)      Counterparts.  This  Agreement  may be  executed  in several  counterparts,  each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(q)      Additional Defined Terms.

    (i)  Capitalized  terms used but nor defined  herein shall have the  meanings  ascribed to such terms in the Pooling and Servicing Agreement.

    (ii) Additional Definitions:

         "Eligible  Guaranty"  means an  unconditional  and  irrevocable  guaranty of all present and future payment  obligations and obligations to post collateral of Bear Stearns or an Eligible  Replacement to Counterparty  under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly  enforceable  by  Counterparty,  the form and  substance of which guaranty are subject to the Rating Agency Condition with respect to S&P.

         "Eligible  Guarantor"  means an  entity  that has  credit  ratings  at least  equal to the  Moody's
         Required Ratings Threshold and S&P Approved Ratings Threshold.

         "Eligible  Replacement"  means an  entity  that  either  (i)  satisfies  the S&P  Approved  Ratings
         Threshold and the Moody's Required Ratings  Threshold or (ii) provides an Eligible Guaranty from an
         Eligible Guarantor.

         "Firm  Offer"  means an offer  which,  when made,  is  capable of  becoming  legally  binding  upon acceptance.

         "Moody's" means Moody's Investors Service, Inc., or any successor.

         "Moody's  Approved  Ratings  Threshold"  means,  with  respect  to  (i)  Bear  Stearns,  a  Moody's counterparty  rating of "A1" or above and (ii) with respect to any other entity (or its guarantor),
         (x) if such entity has both a long-term  unsecured and  unsubordinated  debt rating or counterparty rating from Moody's and a short-term  unsecured  and  unsubordinated  debt rating from  Moody's,  a long-term  unsecured and unsubordinated  debt rating or counterparty rating from Moody's of "A2" or above and a  short-term  unsecured  and  unsubordinated  debt rating from  Moody's of  "Prime-1" or above,  or (y) if such  entity has only a long-term  unsecured  and  unsubordinated  debt rating or counterparty  rating  from  Moody's,  a  long-term  unsecured  and  unsubordinated  debt  rating or counterparty rating from Moody's of "A1" or above.

         "Moody's  First Level  Downgrade"  means that no Relevant  Entity  satisfies  the Moody's  Approved
         Rating Threshold.

         "Moody's  Required  Ratings  Threshold"  means,  with respect to (i) Bear Stearns,  a  counterparty rating of "A3" or above and (ii) with respect to any other entity (or its  guarantor),  (x) if such entity has both a long-term  unsecured and unsubordinated  debt rating or counterparty  rating from
         Moody's and a  short-term  unsecured  and  unsubordinated  debt rating  from  Moody's,  a long-term unsecured and unsubordinated  debt rating or counterparty rating from Moody's of "A3" or above or a short-term  unsecured and unsubordinated  debt rating from Moody's of "Prime-2" or above, or (y) if such entity has only a long-term  unsecured and unsubordinated  debt rating or counterparty  rating from Moody's,  a long-term  unsecured and  unsubordinated  debt rating or counterparty  rating from
         Moody's of "A3" or above.

         "Moody's  Second Level  Downgrade"  means that no Relevant  Entity  satisfies the Moody's  Required
         Ratings Threshold.

         "Permitted  Transfer" means a transfer by novation by Bear Stearns to an entity (the  "Transferee")
         of all, but not less than all, of Bear Stearns' rights,  liabilities,  duties and obligations under this Agreement,  with respect to which transfer each of the following conditions is satisfied:  (a)
         the  Transferee  is an Eligible  Replacement  that is a  recognized  dealer in  interest  rate caps organized  under the laws of the United States of America or a  jurisdiction  located in the United
         States of America (or another  jurisdiction  reasonably  acceptable to Counterparty),  (b) an Event of Default or  Termination  Event would not occur as a result of such  transfer,  (c) pursuant to a written instrument (the "Transfer  Agreement"),  the Transferee acquires and assumes all rights and obligations  of Bear Stearns  under the Agreement  and the relevant  Transaction,  (d) Bear Stearns will be  responsible  for  any  costs  or  expenses  incurred  in  connection  with  such  transfer
         (including  any  replacement  cost of  entering  into a  replacement  transaction);  (e) either (A)
         Moody's has been given prior written  notice of such  transfer and the Rating  Agency  Condition is satisfied  with  respect to S&P or (B) each Rating  Agency has been given prior  written  notice of such  transfer and such  transfer is in  connection  with the  assignment  and  assumption  of this
         Agreement  without  modification  of its terms,  other  than party  names,  dates  relevant  to the effective date of such transfer,  tax representations and any other  representations  regarding the status of the substitute  counterparty,  notice  information  and account details and other similar provisions;  and (f) such transfer  otherwise  complies with the terms of the Pooling and Servicing
         Agreement.

         "Rating Agency" means each of Moody's and S&P.

         "Rating Agency  Condition"  means,  with respect to any particular  proposed act or omission to act hereunder  that the party  acting or failing  to act must  consult  with each  Rating  Agency  then providing a rating of the  Certificates  and any Notes and receive  from each such Rating  Agency a prior  written  confirmation  that the proposed  action or inaction  would not cause a downgrade or withdrawal of its then-current rating of the Certificates.

         "Relevant  Entity" means Bear Stearns and any Eligible  Guarantor  under an Eligible  Guaranty with respect to Bear Stearns.

         "Replacement  Transaction" means, with respect to any Terminated Transaction or group of Terminated
         Transactions,  a transaction or group of transactions  that (i) would have the effect of preserving for  Counterparty  the  economic  equivalent  of any payment or delivery  (whether  the  underlying obligation was absolute or contingent and assuming the  satisfaction of each  applicable  condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated  Transaction or group of Terminated  Transactions  that would,  but for the occurrence of the relevant Early  Termination
         Date,  have been required after that Date, and (ii) has terms which are  substantially  the same as this Agreement,  including,  without  limitation,  rating triggers,  Regulation AB compliance,  and credit support  documentation,  as determined by Counterparty in its sole  discretion,  acting in a commercially reasonable manner.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "S&P Approved Ratings Threshold" means with respect to (i) Bear Stearns,  a counterparty  rating of
         "A+" or above and (ii) with respect to any other entity (or its guarantor),  a short-term unsecured and  unsubordinated  debt  rating  from S&P of "A-1" or above,  or, if such  entity does not have a
         short-term   unsecured  and  unsubordinated  debt  rating  from  S&P,  a  long-term  unsecured  and unsubordinated debt rating from S&P of "A+ or above.

         "S&P First Level  Downgrade"  means that no  Relevant  Entity  satisfies  the S&P  Approved  Rating
         Threshold.

         "S&P Required Ratings Threshold" means with respect to (i) Bear Stearns,  a counterparty  rating of
         "BBB" or above and (ii) with respect to any other entity (or its guarantor),  a long-term unsecured and unsubordinated debt rating from S&P of "BBB-" or above.

         "S&P Second Level  Downgrade"  means that no Relevant  Entity  satisfies  the S&P  Required  Rating
         Thresholds.

(r)      Agent  for  Counterparty.  Bear  Stearns  acknowledges  that the  Counterparty  has  appointed  the
Securities  Administrator  under the Pooling and  Servicing  Agreement  to carry out  certain  functions  on behalf of  Counterparty,  and that the  Securities  Administrator  shall be entitled to give  notices and to perform and satisfy the obligations of Counterparty hereunder on behalf of Counterparty.

(s)      Rating  Agency  Notifications.  Except as otherwise  provided  herein,  no Early  Termination  Date shall be effectively  designated  hereunder shall be made by either party unless each Rating Agency has been given prior written notice of such designation.

          NEITHER THE BEAR  STEARNS  COMPANIES  INC.  NOR ANY  SUBSIDIARY  OR  AFFILIATE OF THE BEAR STEARNS
          COMPANIES  INC.  OTHER  THAN BEAR  STEARNS  IS AN OBLIGOR  OR A CREDIT  SUPPORT  PROVIDER  ON THIS
          AGREEMENT.

This  Agreement may be executed in several  counterparts,  each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty  hereby  agrees to check this  Confirmation  and to confirm that the foregoing  correctly  sets forth the terms of the  Transaction  by signing in the space  provided below and returning to Bear Stearns a facsimile of the fully-executed  Confirmation to 212-272-9857.  For inquiries  regarding U.S.  Transactions, please contact  Derivatives  Documentation  by telephone at  212-272-2711.  For all other  inquiries  please contact  Derivatives  Documentation  by telephone  at  353-1-402-6233.  Originals  will be provided for your execution upon your request.

We are very pleased to have  executed  this  Transaction  with you and we look forward to  completing  other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:    ____________________________________
       Name:
       Title:

Counterparty,  acting  through its duly  authorized  signatory,  hereby agrees to,  accepts and confirms the terms of the foregoing as of the Trade Date.

BEAR STEARNS ALT-A TRUST 2006-8
By: Citibank, N.A., not individually but solely as Trustee

By:    ____________________________________
       Name:
       Title:

                                                SCHEDULE I
       (all such dates subject to adjustment in accordance with the Business Day Convention)

        ----------------------------- ------------------------ -------------------------- ------------------
                                                                   Scheduled Amount           Cap Rate
             From and including          To but excluding               (USD)                   (%)
        ----------------------------- ------------------------ -------------------------- ------------------
               Effective Date                25-Jan-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jan-07                   25-Feb-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Feb-07                   25-Mar-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Mar-07                   25-Apr-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Apr-07                   25-May-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-May-07                   25-Jun-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jun-07                   25-Jul-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jul-07                   25-Aug-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Aug-07                   25-Sep-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Sep-07                   25-Oct-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Oct-07                   25-Nov-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Nov-07                   25-Dec-07                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Dec-07                   25-Jan-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jan-08                   25-Feb-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Feb-08                   25-Mar-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Mar-08                   25-Apr-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Apr-08                   25-May-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-May-08                   25-Jun-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jun-08                   25-Jul-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jul-08                   25-Aug-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Aug-08                   25-Sep-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Sep-08                   25-Oct-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Oct-08                   25-Nov-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Nov-08                   25-Dec-08                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Dec-08                   25-Jan-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jan-09                   25-Feb-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Feb-09                   25-Mar-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Mar-09                   25-Apr-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Apr-09                   25-May-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-May-09                   25-Jun-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jun-09                   25-Jul-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jul-09                   25-Aug-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Aug-09                   25-Sep-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Sep-09                   25-Oct-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Oct-09                   25-Nov-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Nov-09                   25-Dec-09                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Dec-09                   25-Jan-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jan-10                   25-Feb-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Feb-10                   25-Mar-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Mar-10                   25-Apr-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Apr-10                   25-May-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-May-10                   25-Jun-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jun-10                   25-Jul-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jul-10                   25-Aug-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Aug-10                   25-Sep-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Sep-10                   25-Oct-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Oct-10                   25-Nov-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Nov-10                   25-Dec-10                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Dec-10                   25-Jan-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jan-11                   25-Feb-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Feb-11                   25-Mar-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Mar-11                   25-Apr-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Apr-11                   25-May-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-May-11                   25-Jun-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jun-11                   25-Jul-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Jul-11                   25-Aug-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Aug-11                   25-Sep-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Sep-11                   25-Oct-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Oct-11                   25-Nov-11                [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------
                 25-Nov-11               Termination Date             [________]                [___]
        ----------------------------- ------------------------ -------------------------- ------------------

                                                 ANNEX A
UNILATERAL CSA SCHEDULE(1)

Pledgor: BEAR STEARNS FINANCIAL PRODUCTS INC. (the "Pledgor")
Secured  Party:  Citibank,  N.A.,  not  individually  but solely as Trustee for Bear  Stearns  ALT-A Trust
2006-8 (the "Secured Party")

Paragraph 13.  Elections and Variables

(a)     Security  Interest for  "Obligations".  The term  "Obligations"  as used in this Annex includes no
        "additional obligations" within the meaning of Paragraph 12.

(b)     Credit Support Obligations.

              (i)   Delivery Amount, Return Amount and Credit Support Amount.

                    (1)             Delivery  Amount.  Paragraph  3(a) shall be amended by  replacing  the words "upon a demand made by the Secured  Party on or promptly  following a Valuation  Date"
              with the words "on each  Valuation  Date".  The  "Delivery  Amount"  with respect to Pledgor for any Valuation Date shall equal the greatest of:

                      (A) the  amount by which the S&P  Collateral  Amount  exceeds  the S&P Value on such
                      Valuation Date of all Posted Credit Support held by the Secured Party;

                      (B) the amount by which the  Moody's  First  Level  Collateral  Amount  exceeds  the
                      Moody's First Level Value on such  Valuation  Date of all Posted Credit Support held by the Secured Party.

                      (C) the amount by which the  Moody's  Second  Level  Collateral  Amount  exceeds the
                      Moody's  Second  Level Value on such  Valuation  Date of all Posted  Credit  Support held by the Secured Party.

                    (2)             "Return  Amount"  applicable to Secured  Party for any Valuation  Date shall equal the least of:

                      (A) the amount by which the S&P Value on such  Valuation  Date of all Posted  Credit
                      Support held by the Secured Party exceeds the S&P Collateral Amount;

                      (B) the amount by which the  Moody's  First Level  Value on such  Valuation  Date of all Posted  Credit  Support  held by the Secured  Party  exceeds  the Moody's  First
                      Level Collateral Amount.

                      (C) the amount by which the Moody's  Second  Level Value on such  Valuation  Date of all Posted  Credit  Support  held by the Secured  Party  exceeds the Moody's  Second
                      Level Collateral Amount.

                    (3)             "Credit Support Amount" shall be deleted in its entirety.

_________________________
(1) If currency hedge, update Moody's Collateral Amounts and Valuation Percentages

              (ii)  Eligible  Collateral.  The items  set forth on the  Collateral  Schedule  attached  as
              Schedule A hereto will qualify as "Eligible Collateral" for the party specified.

              (iii) Other Eligible Support.  None

              (iv)  Thresholds.

              (A)   "Independent Amount" means:
                    Pledgor: Not applicable.
                    Secured Party: Not applicable.

              (B)   "Threshold" means:
                   Pledgor: Not applicable.
                   Secured Party: Not applicable.

              (C)   "Minimum  Transfer  Amount"  means  USD100,000;   provided,   that  if  the  aggregate
                    Certificate  Principal  Balance and Note Principal  Balance of Certificates  and Notes
                    rated by S&P is less than USD  50,000,000,  the "Minimum  Transfer  Amount" shall mean
                    USD 50,000.

              (D)   Rounding.  The  Delivery  Amount  will be  rounded up and the  Return  Amount  will be rounded down to the nearest integral multiple of USD10,000.

(c)     Valuation and Timing.

        (i)   "Valuation Agent" means Pledgor.

        (ii)  "Valuation Date" means each Local Business Day(2).

        (iii) "Valuation  Time" means the close of business  on the Local  Business  Day in the city where the  Valuation  Agent  is  located  immediately  preceding  the  Valuation  Date  or date of calculation,  as applicable;  provided that the  calculations  of Value and Exposure will be made as of approximately the same time on the same date.

        (iv)  "Notification Time" means 11:00 A.M. (New York time).

        (v)   Transfer Timing and  Calculations.  Paragraphs 4(b) and 4(c) are hereby amended and restated
              in entirety as set forth below.

                  "(b) Transfer  Timing.  Subject to Paragraphs  4(a) and 5 and unless  otherwise specified,  if a demand for the Transfer of Eligible  Credit  Support or Posted
                  Credit Support is made by the  Notification  Time,  then the relevant  Transfer will be made not later than the close of business on the  Valuation  Date; if a demand is made after the Notification  Time, then the relevant Transfer will be made not later  than the  close of  business  on the next  Local  Business  Day thereafter.

                  (c)  Calculations.  All  calculations  of Value and  Exposure  for  purposes of
                  Paragraphs 3 and 6(d) will be made by the  Valuation  Agent as of the Valuation
                  Time.  The Valuation  Agent will notify each party (or the other party,  if the
                  Valuation  Agent  is  a  party)  of  its   calculations   not  later  than  the
                  Notification  Time  on  the  applicable  Valuation  Date  (or in  the  case  of
                  Paragraph  6(d),  the  Local  Business  Day  following  the day on  which  such relevant calculations are performed)."

_______________________________
2 If not daily valuations, changes are required in the collateral amounts and valuation percentages

(d)     Conditions  Precedent.  There shall be no "Specified  Condition"  with respect to either party for purposes of this Annex.

(e)     Substitution

              (i)   "Substitution  Date" means  (A) the  Local  Business  Day on which the  Secured  Party receives  the  Substitute  Credit  Support,  if notice of  substitution  is  received by the
              Notification  Time on such date,  and (B) the Local Business Day following the date on which the Secured Party receives the  Substitute  Credit  Support,  if notice of  substitution  is received after the Notification Time.

              (ii)  Consent of Secured Party for Substitution.  Inapplicable.

        (iii) Amendment  of  Paragraph 4(d)(ii).  Paragraph  4(d)(ii)  is  amended  and  restated  in  its entirety as set forth below:

                  "(ii) subject to Paragraph 4(a) of this Annex,  the Secured Party will Transfer the items of Posted Credit  Support  specified by the Pledgor in its notice not later than the close of business on the Substitution Date,  provided,  however, that if the  Secured  Party  shall  not have  received  the  Substitute  Credit
                  Support prior to 1:00 P.M. (New York time) on the  Substitution  Date, then the
                  Secured Party shall Transfer the applicable  items of Posted Credit Support not later  than  the  close of  business  on the  Local  Business  Day  immediately following the day on which the Secured  Party  receives the  Substitute  Credit
                  Support.  Notwithstanding  the  foregoing,  the  Secured  Party  will  only  be
                  obligated  to  Transfer   Posted  Credit   Support  with  a  Value  as  of  the
                  Substitution  Date  equal  to  the  Value  of  the  Substitute  Credit  Support delivered by the Pledgor in exchange therefor."

(f)     Dispute Resolution.

        (i)   "Resolution  Time"  means  12:00 noon,  New York time,  on the Local  Business  Day for both parties  following  the date the  Disputing  Party  gives  notice of a dispute  pursuant  to
              Paragraph 5.

        (ii)  Value. For the purpose of  Paragraphs 5(i)(C)  and 5(ii),  disputes over the Value of Posted
              Credit  Support will be resolved by the Valuation  Agent seeking  bid-side  quotations as of the relevant Recalculation Date or date of Transfer, as applicable,  from three parties that regularly  act as dealers in the  securities in question.  The Value will be the  arithmetic mean of the  quotations  obtained  by the  Valuation  Agent,  multiplied  by the  applicable
              Valuation  Percentage,  if any. If no quotations  are  available for a particular  security, then the  Valuation  Agent's  original  calculation  of Value  thereof will be used for that security.

        (iii) Alternative.  Subject to item (iv) below, the provisions of Paragraph 5 will apply.

        (iv)  Modification  of Paragraph 5. The  introductory  paragraph of  Paragraph 5  shall be amended and restated to read in its entirety as follows:

                  "If  a  party  (a  'Disputing   Party')  disputes  (I) the   Valuation  Agent's
                  calculation  of a Delivery  Amount or a Return Amount or (II) the  Value of any
                  Transfer of Eligible Credit Support or Posted Credit Support, then:

                                            (A) the  Disputing  Party  will (x)  notify the other
                  party and, if  applicable,  the Valuation  Agent of the amount it is disputing,
                  (y)  indicate  what it  believes  the  correct  amount to be and (z)  provide a statement showing,  in reasonable detail, how it arrived at such amount and the appropriate  party will  deliver the  undisputed  amount to the other party not later than  (i) (a) the  close of business on the Valuation Date, if the demand made  under  Paragraph 3  in the case of (I) above is made by the  Notification
                  Time,  or (b) the  close of business of the Local  Business Day  following  the date on which the  demand is made under  Paragraph 3  in the case of (I) above, if such  demand is made  after the  Notification  Time,  or  (ii) the  close of business of the date of Transfer, in the case of (II) above;

                  (B) the parties will consult  with each other and provide such  information  as the other party shall reasonably  request in an attempt to resolve the dispute;
                  and

                  (C) if they fail to resolve the dispute by the Resolution Time, then:"

(g)     Holding and Using Posted Collateral.

        (i)   Eligibility to Hold Posted Collateral;  Custodians.  The Secured Party and its Custodian (if
              any) will be entitled to hold Posted  Collateral  pursuant to Paragraph 6(b),  provided that the following conditions applicable to it are satisfied:

             (1) it is not a Defaulting Party;

             (2) Posted  Collateral  consisting of Cash or certificated  securities that cannot be paid or delivered by book-entry  may be held only in any state of the United States which has adopted the Uniform Commercial Code;

             (3) the short-term rating of any Custodian shall be at least "A-1" by S&P

             There shall be no Custodian for Pledgor.

        (ii)  Use of Posted Collateral.  The provisions of Paragraph 6(c)  will not apply to Secured Party and Secured  Party will not have any right to use the Posted  Collateral  or take any action specified in Paragraph 6(c).

(h)     Distributions and Interest Amount.

              (i)   Interest Rate. The "Interest  Rate" will be the "Federal  Funds  (Effective)"  rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective".

              (ii)  Amendment of Paragraph  6(d)(i) -  Distributions.  Clause  (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

                  "(i)  Distributions.  If the Secured Party  receives  Distributions  on a Local
                  Business  Day,  it will credit to Pledgor  not later than the  following  Local
                  Business  Day any  Distributions  it  receives,  and  such  Distributions  will constitute  Posted  Collateral  and will be  subject to the  security  interest granted under Paragraph 2."

              (iii) Amendment  of  Paragraph  6(d)(ii) - Interest  Amount.  Clause  (d)(ii) of Paragraph 6
              shall be amended and restated to read in its entirety as follows:

                  "(ii)  Interest  Amount.  In lieu of any  interest,  dividends or other amounts paid with  respect to Posted  Collateral  in the form of cash (all of which may be retained by the Secured Party),  the Secured Party will credit to Pledgor on the 20th day of each  calendar  month  (or if such day is not a Local  Business
                  Day, the next Local  Business  Day) the Interest  Amount.  The Interest  Amount
                  will constitute  Posted Collateral and will be subject to the security interest granted  under  Paragraph 2. For purposes of  calculating  the Interest  Amount the amount of interest  calculated for each day of the interest period shall be compounded  monthly."  Secured  Party  shall  not  be  obliged  to  credit  any
                  Interest Amount unless and until it has received such amount.

(i)     Demands and Notices.

        All  demands,  specifications  and notices  under this Annex will be made  pursuant to the Notices
        Section of this Agreement.

(j)     Addresses for Transfers.

              Pledgor:              To be provided in writing by Pledgor to Secured Party.

              Secured Party:        Wells Fargo Bank, N.A. as Custodian for the Secured Party
                                            9062 Old Annapolis Road
                                            Columbia, Maryland 21045
                                            Attn: Client Manager - Bear Stearns ALT - A Trust 2006-8

(k)     Other Provision(s).

              (i)   Amendment of Paragraph 7 - Events of Default.  Clause (iii) of  Paragraph 7  shall not apply to Secured Party.

              (ii)  Non-Reliance.  Notwithstanding  the  obligations of the Secured Party under  Paragraph
              6(a),  and without  limiting the generality of the final  sentence of Paragraph  6(a),  each party,  as Pledgor,  acknowledges  that it has the means to monitor all matters  relating to all valuations,  payments, defaults and rights with respect to Posted Collateral without the need to rely on the other  party,  in its  capacity as Secured  Party,  and that,  given the provisions of this Annex on substitution,  responsibility for the preservation of the rights of the  Pledgor  with  respect to all such  matters is  reasonably  allocated  hereby to the
              Pledgor.

        (iii) Agreement as to Single  Secured  Party and Pledgor.  Each of Pledgor and Secured Party agree that,  notwithstanding  anything to the contrary in the recital to this Annex,  Paragraph
                 1(b) or Paragraph 2 or the  definitions in Paragraph 12, (a) the term "Secured  Party" as used in this Annex  means only  Secured  Party,  (b) the term  "Pledgor"  as used in this
                 Annex means only  Pledgor,  (c) only  Pledgor  makes the pledge and grant in Paragraph 2, the  acknowledgement  in the final sentence of Paragraph 8(a) and the  representations in
                 Paragraph 9 and (d) only  Pledgor will be required to make  Transfers of Eligible  Credit
                 Support hereunder.

        (iv)  Trustee.  The  Trustee is hereby  authorized  to (i) make  demands on behalf of the  Secured
                 Party  pursuant to Paragraph 3 hereunder and (ii) provide notice on behalf of the Secured
                 Party pursuant to Paragraph 7 hereunder.

        (v)   Collateral  Account.  Secured  Party or  Custodian  shall at all times  maintain  all Posted
                 Collateral in a segregated trust account.

        (vi)  External  Calculations.  At any time at which  Pledgor  (or, to the extent  applicable,  its
                 Credit  Support  Provider)  does not have a long-term  unsubordinated  and unsecured debt rating of at least  "BBB+"  from S&P,  the  Valuation  Agent  shall (at its own  expense)
                 obtain external  calculations of the Secured Party's Exposure from at least two Reference
                 Market-makers  on the last Local Business Day of each calendar month.  Any  determination of the S&P  Collateral  Amount  shall be based on the  greatest  of the  Secured  Party's
                 Exposure  determined  by the  Valuation  Agent  and such  Reference  Market-makers.  Such external  calculation may not be obtained from the same Reference  Market-maker more than four times in any 12-month period.

        (vii) Notice to S&P.  At any time at which  Pledgor  (or,  to the  extent  applicable,  its Credit
                 Support Provider) does not have a long-term  unsubordinated  and unsecured debt rating of at least "BBB+" from S&P,  the  Valuation  Agent shall  provide to S&P not later than the
                 Notification   Time  on  the  Local  Business  Day  following  each  Valuation  Date  its calculations  of the  Secured  Party's  Exposure  and the  Value of any  Eligible  Credit
                 Support or Posted Credit  Support for that  Valuation  Date.  The  Valuation  Agent shall also provide to S&P any external marks of the Secured Party's Exposure.

        (viii)Expenses.  Pledgor shall be responsible  for all reasonable  costs and expenses  incurred by
                 Secured  Party in  connection  with the  Transfer of any Eligible  Collateral  under this
                 Annex.

        (ix)  Additional Defined Terms.

               "DV01" means, with respect to a Transaction and any date of  determination,  the sum of the estimated  change in the Secured  Party's  Exposure with respect to such  Transaction  that would  result  from a one basis point  change in the  relevant  cap curve on such date,  as determined by the Valuation  Agent in good faith and in a commercially  reasonable  manner.
               The  Valuation  Agent shall,  upon  request of Secured  Party,  provide to Secured  Party a statement showing in reasonable detail such calculation.

               "Moody's  First  Level  Additional  Collateralized  Amount"  means,  with  respect  to  any
               Transaction,  the lesser of (x) the  product of 15 and DV01 for such  Transaction  and such
               Valuation Date and (y) the product of 2% and the Notional  Amount for such  Transaction for the Calculation Period which includes such Valuation Date.

               "Moody's First Level  Collateral  Amount" means,  (A) for any Valuation Date on which (I) a
               Moody's  First Level  Downgrade  has occurred and has been  continuing  (x) for at least 30
               Local  Business  Days or (y) since this Annex was executed and (II) it is not the case that a Moody's  Second Level  Downgrade has occurred and been  continuing  for at least 30 Local
               Business  Days,  an amount  equal to the greater of (a) zero and (b) the sum of the Secured
               Party's  aggregate  Exposure for all  Transactions and the aggregate of Moody's First Level
               Additional  Collateralized  Amounts  for each  Transaction  and (B)for any other  Valuation
               Date, zero.

               "Moody's  First Level Value" means,  for any date that the Moody's  First Level  Collateral
               Amount is determined and the Value of any Eligible  Collateral or Posted Collateral that is a security,  the bid price for such security  obtained by the Valuation Agent multiplied by the Moody's  First Level  Valuation  Percentage  for such  security set forth on Schedule A hereto.

               "Moody's  Second  Level  Additional  Collateralized  Amount"  means,  with  respect  to any
               Transaction,

                  (1) if such  Transaction  is not a  Transaction-Specific  Hedge,  the  lesser of (i) the product of the 50 and DV01 for such  Transaction  and such  Valuation  Date and (ii) the product of 8% and the Notional Amount for such  Transaction  for the Calculation  Period
                  (as defined in the related Transaction) which includes such Valuation Date; or

                  (2) if such Transaction is a  Transaction-Specific  Hedge, the lesser of (i) the product of the 65 and DV01 for such  Transaction  and such  Valuation  Date and (ii) the product of 10% and the  Notional  Amount for such  Transaction  for the  Calculation  Period (as defined in the related Transaction) which includes such Valuation Date.

               "Moody's Second Level  Collateral  Amount" means, (A) for any Valuation Date on which it is the case that a Moody's  Second Level  Downgrade  has occurred and been  continuing  for at least 30 Local  Business  Days,  an  amount  equal to the  greatest  of (a)  zero,  (b) the aggregate  amount of the Next  Payments for all Next  Payment  Dates and (c) the sum of the
               Secured  Party's  aggregate  Exposure and the aggregate of Moody's Second Level  Additional
               Collateralized Amounts for each Transaction and (B) for any other Valuation Date, zero.

               "Moody's Second Level Value" means,  for any date that the Moody's Second Level  Collateral
               Amount is determined and the Value of any Eligible  Collateral or Posted Collateral that is a security,  the bid price for such security  obtained by the Valuation Agent multiplied by the Moody's  Second Level  Valuation  Percentage  for such security set forth on Schedule A hereto.

               "Next Payment"  means,  in respect of each Next Payment Date, the greater of (i) the amount of any  payments  due to be made by the  Pledgor  pursuant  to  Section  2(a) on such  Next
               Payment Date less any payments  due to be made by the Secured  Party under  Section 2(a) on such Next Payment Date (in each case,  after giving effect to any applicable  netting under
               Section 2(c)) and (ii) zero.

               "Next Payment Date" means the next scheduled payment date under any Transaction.

               "Remaining  Weighted Average Maturity" means,  with respect to a Transaction,  the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

               "S&P  Collateral  Amount"  means,  (A) for any  Valuation  Date on which a S&P First  Level
               Downgrade  has occurred and been  continuing  for at least 30 days or on which a S&P Second
               Level  Downgrade has occurred and is  continuing,  an amount equal to the sum of (1) 100.0%
               of the  Secured  Party's  Exposure  for  such  Valuation  Date and (2) the  product  of the
               Volatility  Buffer for each Transaction and the Notional Amount of such Transaction for the
               Calculation  Period (as  defined in the  related  Transaction)  of such  Transaction  which includes such Valuation Date, or (B) for any other Valuation Date, zero.

               "S&P Value" means, for any date that the S&P Collateral  Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security,  the bid price for such security  obtained by the Valuation  Agent  multiplied by the S&P Valuation  Percentage for such security set forth on Schedule A hereto.

               "Transaction-Specific  Hedge" means any  Transaction  that is a cap, floor or swaption or a
               Transaction  in  respect  of which  (x) the  notional  amount of the  interest  rate cap is
               "balance  guaranteed"  or (y)  the  notional  amount  of the  interest  rate  cap  for  any
               Calculation  Period  otherwise  is not a  specific  dollar  amount  that  is  fixed  at the inception of the Transaction.

               "Volatility  Buffer" means,  for any Transaction,  the related  percentage set forth in the following table:

                --------------------------- --------------- -------------- ---------------- -----------------
                The higher of the S&P         Remaining       Remaining       Remaining        Remaining
                short-term credit rating       Weighted       Weighted        Weighted          Weighted
                of (i) Pledgor and (ii)        Average         Average         Average      Average Maturity
                the Credit Support             Maturity       Maturity        Maturity       up to 30 years
                Provider of Pledgor, if     up to 3 years   up to 5 years  up to 10 years
                applicable
                --------------------------- --------------- -------------- ---------------- -----------------
                "A-2" or higher                 2.75%           3.25%           4.00%            4.75%
                --------------------------- --------------- -------------- ---------------- -----------------
                "A-3"                           3.25%           4.00%           5.00%            6.25%
                --------------------------- --------------- -------------- ---------------- -----------------
                "BB+" or lower                  3.50%           4.50%           6.75%            7.50%
                --------------------------- --------------- -------------- ---------------- -----------------

(1) If currency hedge, update Moody's Collateral Amounts and Valuation Percentages

        IN WITNESS  WHEREOF,  the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.        BEAR STEARNS ALT-A TRUST 2006-8
                                                              By: Citibank, N.A., not individually but
                                                              solely as Trustee

By:       _____________                                       By:___________________________
    Name:                                                         Name:
    Title:                                                        Title:
    Date:                                                         Date:

                                                                                                SCHEDULE A

                                           COLLATERAL SCHEDULE

The Moody's First Level Valuation Percentages shall be used in determining the Moody's First Level
Collateral Amount.

The Moody's Second Level Valuation Percentages shall be used in determining the Moody's Second Level
Collateral Amount.

The S&P Valuation Percentages shall be used in determining the S&P Collateral Amount.

-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
  ISDA Collateral Asset     Remaining Maturity     Moody's First Level       Moody's Second Level               S&P
 Definition (ICAD) Code                           Valuation Percentage       Valuation Percentage      Valuation Percentage
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
         US-CASH                   N/A                    100%                       100%                      100%
         EU-CASH                   N/A                     98%                        94%                      92.5%
         GB-CASH                   N/A                     98%                        95%                      94.1%
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
        US-TBILL
        US-TNOTE
        US-TBOND
      (fixed rate)               < 1 Year                 100%                       100%                      98.9%
                               1 to 2 years               100%                        99%                      98.0%
                               2 to 3 years               100%                        98%                      97.4%
                               3 to 5 years               100%                        97%                      95.5%
                               5 to 7 years               100%                        96%                      93.7%
                              7 to 10 years               100%                        94%                      95.5%
                              10 to 20 years              100%                        90%                      91.1%
                                > 20 years                100%                        88%                      88.6%
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
        US-TBILL
        US-TNOTE
        US-TBOND                                                                                           Not Eligible
     (floating rate)          All Maturities              100%                        99%                   Collateral
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
      GA-US-AGENCY
      (fixed rate)               < 1 Year                 100%                        99%                      98.5%
                               1 to 2 years               100%                        99%                      97.7%
                               2 to 3 years               100%                        98%                      97.3%
                               3 to 5 years               100%                        96%                      94.5%
                               5 to 7 years               100%                        93%                      93.1%
                              7 to 10 years               100%                        93%                      90.7%
                              10 to 20 years              100%                        89%                      87.7%
                                > 20 years                100%                        87%                      84.4%
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
      GA-US-AGENCY            All Maturities              100%                        98%                  Not Eligible
     (floating rate)                                                                                        Collateral
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
 GA-EUROZONE-GOV (other                            Rated Aa3 or better        Rated Aa3 or better       Rated AAA or better
  than EU-CASH) (fixed
          rate)                                        by Moody's                 by Moody's                  by S&P
                                 < 1 Year                  98%                        94%                      98.8%
                               1 to 2 years                98%                        93%                      97.9%
                               2 to 3 years                98%                        92%                      97.1%
                               3 to 5 years                98%                        90%                      91.2%
                               5 to 7 years                98%                        89%                      87.5%
                              7 to 10 years                98%                        88%                      83.8%
                              10 to 20 years               98%                        84%                      75.5%
                                > 20 years                 98%                        82%                  Not Eligible
                                                                                                            Collateral
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
 GA-EUROZONE-GOV (other                         Rated Aa3 or better       Rated Aa3 or better       Rated AAA or better
 than EU-CASH) (floating                            by Moody's                 by Moody's                 by S&P
          rate)
                              All Maturities               98%                        93%                  Not Eligible
                                                                                                            Collateral
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
        GA-GB-GOV
  (other than GB-CASH)           < 1 Year                  98%                        94%                  Not Eligible
      (fixed rate)                                                                                          Collateral
                               1 to 2 years                98%                        93%                  Not Eligible
                                                                                                            Collateral
                               2 to 3 years                98%                        92%                  Not Eligible
                                                                                                            Collateral
                               3 to 5 years                98%                        91%                  Not Eligible
                                                                                                            Collateral
                               5 to 7 years                98%                        90%                  Not Eligible
                                                                                                            Collateral
                              7 to 10 years                98%                        89%                  Not Eligible
                                                                                                            Collateral
                              10 to 20 years               98%                        86%                  Not Eligible
                                                                                                            Collateral
                                > 20 years                 98%                        84%                  Not Eligible
                                                                                                            Collateral
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------
        GA-GB-GOV             All Maturities               98%                        94%                  Not Eligible
  (other than GB-CASH)                                                                                      Collateral
     (floating rate)
-------------------------- --------------------- ------------------------ ---------------------------- ----------------------

The ISDA Collateral Asset Definition (ICAD) Codes used in this Collateral Schedule shall have the meanings set forth in the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

                                                                                                 EXHIBIT Q

                                    FORM 10-D, FORM 8-K AND FORM 10-K
                                         REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the
Securities Exchange Act Reports pursuant to Section 4.18 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked "Monthly Statement to Certificateholders" are required to be included in the periodic Distribution Date statement under Section 6.06, provided by the Securities
Administrator based on information received from the party providing such information; and b) items marked "Form 10-D report" are required to be in the Form 10-D report but not the Monthly Statements to
Certificateholders, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  All such information and any other Items on Form 8-K and Form
10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
Form        Item     Description         Servicers     Master      Securities             Custodian       Trustee       Depositor     Sponsor
                                                       Servicer    Administrator                          (nominal)
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
----------- ----------------------------------------------------------------------------- --------------- ------------- ------------- -----------
10-D        Must be filed within 15 days of the distribution date for the asset-backed securities.
----------- ----------------------------------------------------------------------------- --------------- ------------- ------------- -----------
            1        Distribution and
                     Pool Performance
                     Information
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Item 1121(a) -
                     Distribution and
                     Pool Performance
                     Information
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (1) Any                                       X
                     applicable record
                     dates, accrual                                (Monthly Statements
                     dates,                                        to
                     determination                                 Certificateholders)
                     dates for
                     calculating
                     distributions and
                     actual
                     distribution
                     dates for the
                     distribution
                     period.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (2) Cash flows                                X
                     received and the
                     sources thereof                               (Monthly Statements
                     for                                           to
                     distributions,                                Certificateholders)
                     fees and expenses.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (3) Calculated                                X
                     amounts and
                     distribution of                               (Monthly Statements
                     the flow of funds                             to
                     for the period                                Certificateholders)
                     itemized by type
                     and priority of
                     payment,
                     including:
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                              (i) Fees                             X
                     or expenses
                     accrued and paid,                             (Monthly Statements
                     with an                                       to
                     identification of                             Certificateholders)
                     the general
                     purpose of such
                     fees and the
                     party receiving
                     such fees or
                     expenses.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                              (ii)                                 X
                     Payments accrued
                     or paid with                                  (Monthly Statements
                     respect to                                    to
                     enhancement or                                Certificateholders)
                     other support
                     identified in
                     Item 1114 of
                     Regulation AB
                     (such as
                     insurance
                     premiums or other
                     enhancement
                     maintenance
                     fees), with an
                     identification of
                     the general
                     purpose of such
                     payments and the
                     party receiving
                     such payments.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                              (iii)                                X
                     Principal,
                     interest and                                  (Monthly Statements
                     other                                         to
                     distributions                                 Certificateholders)
                     accrued and paid
                     on the
                     asset-backed
                     securities by
                     type and by class
                     or series and any
                     principal or
                     interest
                     shortfalls or
                     carryovers.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                              (iv) The                             X
                     amount of excess
                     cash flow or                                  (Monthly Statements
                     excess spread and                             to
                     the disposition                               Certificateholders)
                     of excess cash
                     flow.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (4) Beginning and                             X
                     ending principal
                     balances of the                               (Monthly Statements
                     asset-backed                                  to
                     securities.                                   Certificateholders)
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (5) Interest                                  X
                     rates applicable
                     to the pool                                   (Monthly Statements
                     assets and the                                to
                     asset-backed                                  Certificateholders)
                     securities, as
                     applicable.
                     Consider
                     providing
                     interest rate
                     information for
                     pool assets in
                     appropriate
                     distributional
                     groups or
                     incremental
                     ranges.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (6) Beginning and                             X
                     ending balances
                     of transaction                                (Monthly Statements
                     accounts, such as                             to
                     reserve accounts,                             Certificateholders)
                     and material
                     account activity
                     during the period.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (7) Any amounts                               X
                     drawn on any
                     credit                                        (Monthly Statements
                     enhancement or                                to
                     other support                                 Certificateholders)
                     identified in
                     Item 1114 of
                     Regulation AB, as
                     applicable, and
                     the amount of
                     coverage
                     remaining under
                     any such
                     enhancement, if
                     known and
                     applicable.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (8) Number and                                X                                                    Updated
                     amount of pool                                                                                     pool
                     assets at the                                 (Monthly Statements                                  composition
                     beginning and                                 to                                                   information
                     ending of each                                Certificateholders)                                  fields to
                     period, and                                                                                        be as
                     updated pool                                                                                       specified
                     composition                                                                                        by
                     information, such                                                                                  Depositor
                     as weighted                                                                                        from time
                     average coupon,                                                                                    to time
                     weighted average
                     remaining term,
                     pool factors and
                     prepayment
                     amounts.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (9) Delinquency     X             X           X
                     and loss
                     information for                               (Monthly Statements
                     the period.                                   to
                                                                   Certificateholders)
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     In addition,        X
                     describe any
                     material changes
                     to the
                     information
                     specified in Item
                     1100(b)(5) of
                     Regulation AB
                     regarding the
                     pool assets.
                     (methodology)
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (10) Information    X             X           X
                     on the amount,
                     terms and general                             (Monthly Statements
                     purpose of any                                to
                     advances made or                              Certificateholders)
                     reimbursed during
                     the period,
                     including the
                     general use of
                     funds advanced
                     and the general
                     source of funds
                     for
                     reimbursements.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (11) Any material   X             X           X
                     modifications,
                     extensions or                                 (Monthly Statements
                     waivers to pool                               to
                     asset terms,                                  Certificateholders)
                     fees, penalties
                     or payments
                     during the
                     distribution
                     period or that
                     have cumulatively
                     become material
                     over time.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (12) Material       X             X           X                                                    X
                     breaches of pool
                     asset                                         (if agreed upon by
                     representations                               the parties)
                     or warranties or
                     transaction
                     covenants.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (13) Information                              X
                     on ratio,
                     coverage or other                             (Monthly Statements
                     tests used for                                to
                     determining any                               Certificateholders)
                     early
                     amortization,
                     liquidation or
                     other performance
                     trigger and
                     whether the
                     trigger was met.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     (14) Information                                                                                   X
                     regarding any new
                     issuance of
                     asset-backed
                     securities backed
                     by the same asset
                     pool,
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                           information   X             X           X                                                    X
                           regarding
                           any pool
                           asset
                           changes
                           (other than
                           in
                           connection
                           with a pool
                           asset
                           converting
                           into cash
                           in
                           accordance
                           with its
                           terms),
                           such as
                           additions
                           or removals
                           in
                           connection
                           with a
                           prefunding
                           or
                           revolving
                           period and
                           pool asset
                           substitutions
                           and
                           repurchases
                           (and
                           purchase
                           rates, if
                           applicable),
                           and cash
                           flows
                           available
                           for future
                           purchases,
                           such as the
                           balances of
                           any
                           prefunding
                           or
                           revolving
                           accounts,
                           if
                           applicable.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                           Disclose                                                                                     X             X
                           any
                           material
                           changes in
                           the
                           solicitation,
                           credit-granting,
                           underwriting,
                           origination,
                           acquisition
                           or pool
                           selection
                           criteria or
                           procedures,
                           as
                           applicable,
                           used to
                           originate,
                           acquire or
                           select the
                           new pool
                           assets.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Item 1121(b) -                                                                                     X
                     Pre-Funding or
                     Revolving Period
                     Information

                     Updated pool
                     information as
                     required under
                     Item 1121(b).
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
            2        Legal Proceedings
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Item 1117 - Legal
                     proceedings
                     pending against
                     the following
                     entities, or
                     their respective
                     property, that is
                     material to
                     Certificateholders,
                     including
                     proceedings known
                     to be
                     contemplated by
                     governmental
                     authorities:
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Sponsor (Seller)                                                                                                 X
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Depositor                                                                                          X
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Trustee
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Issuing entity                                                                                     X
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Master Servicer,    X             X
                     affiliated
                     Servicer, other
                     Servicer
                     servicing 20% or
                     more of pool
                     assets at time of
                     report, other
                     material servicers
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Securities                                    X
                     Administrator
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Originator of 20%                                                                                  X
                     or more of pool
                     assets as of the
                     Cut-off Date
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Custodian                                                            X
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
            3        Sales of
                     Securities and
                     Use of Proceeds
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Information from                                                                                   X
                     Item 2(a) of Part
                     II of Form 10-Q:

                     With respect to
                     any sale of
                     securities by the
                     sponsor,
                     depositor or
                     issuing entity,
                     that are backed
                     by the same asset
                     pool or are
                     otherwise issued
                     by the issuing
                     entity, whether
                     or not
                     registered,
                     provide the sales
                     and use of
                     proceeds
                     information in
                     Item 701 of
                     Regulation S-K.
                     Pricing
                     information can
                     be omitted if
                     securities were
                     not registered.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
            4        Defaults Upon
                     Senior Securities
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Information from                              X
                     Item 3 of Part II
                     of Form 10-Q:

                     Report the
                     occurrence of any
                     Event of Default
                     (after expiration
                     of any grace
                     period and
                     provision of any
                     required notice)
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
            5        Submission of
                     Matters to a Vote
                     of Security
                     Holders
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Information from                              X
                     Item 4 of Part II
                     of Form 10-Q
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
            6        Significant
                     Obligors of Pool
                     Assets
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Item 1112(b) -                                                                                     X
                     Significant
                     Obligor Financial
                     Information*
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     *This information
                     need only be
                     reported on the
                     Form 10-D for the
                     distribution
                     period in which
                     updated
                     information is
                     required pursuant
                     to the Item.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
            7        Significant
                     Enhancement
                     Provider
                     Information
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Item 1114(b)(2) -
                     Credit
                     Enhancement
                     Provider
                     Financial
                     Information*
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                           Determining                                                                                  X
                           applicable
                           disclosure
                           threshold
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                           Obtaining                                                                                    X
                           required
                           financial
                           information
                           or
                           effecting
                           incorporation
                           by reference
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Item 1115(b) -
                     Derivative
                     Counterparty
                     Financial
                     Information*
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                           Determining                                                                                  X
                           current
                           maximum
                           probable
                           exposure
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                           Determining                             X
                           current
                           significance
                           percentage
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                           Notifying                               X
                           derivative
                           counterparty
                           of
                           significance
                           percentage
                           and request
                           required
                           financial
                           information
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                           Obtaining                                                                                    X
                           required
                           financial
                           information
                           or
                           effecting
                           incorporation
                           by reference
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     *This information
                     need only be
                     reported on the
                     Form 10-D for the
                     distribution
                     period in which
                     updated
                     information is
                     required pursuant
                     to the Items.
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
            8        Other Information
----------- -------- ------------------- ------------- ----------- ---------------------- --------------- ------------- ------------- -----------
                     Disclose any        The Responsible Party for the applicable Form 8-K item as indicated below.
                     information
                     required to be
                     reported on Form
                     8-K during the
                     period covered by
                     the Form 10-D but
                     not reported
----------- -------- ------------------- --------------------------------------------------------------------------------------------------------
            9        Exhibits
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Distribution                                  X
                     report
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Exhibits required                                                                                  X
                     by Item 601 of
                     Regulation S-K,
                     such as material
                     agreements
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
8-K         Must be filed within four business days of an event reportable on Form
            8-K.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            1.01     Entry into a
                     Material
                     Definitive
                     Agreement
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Disclosure is       X             X           X                                                    X             X
                     required
                     regarding entry
                     into or amendment
                     of any definitive
                     agreement that is
                     material to the
                     securitization,
                     even if depositor
                     is not a party.

                     Examples:
                     servicing
                     agreement,
                     custodial
                     agreement.

                     Note: disclosure
                     not required as
                     to definitive
                     agreements that
                     are fully
                     disclosed in the
                     prospectus
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            1.02     Termination of a    X             X           X                                                    X             X
                     Material
                     Definitive
                     Agreement
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Disclosure is
                     required
                     regarding
                     termination of
                     any definitive
                     agreement that is
                     material to the
                     securitization
                     (other than
                     expiration in
                     accordance with
                     its terms), even
                     if depositor is
                     not a party.

                     Examples:
                     servicing
                     agreement,
                     custodial
                     agreement.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            1.03     Bankruptcy or
                     Receivership
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Disclosure is       X             X           X                   X                                X             X
                     required
                     regarding the
                     bankruptcy or
                     receivership, if
                     known to the
                     Master Servicer,
                     with respect to
                     any of the
                     following:

                     Sponsor (Seller),
                     Depositor, Master
                     Servicer,
                     affiliated
                     Servicer, other
                     Servicer
                     servicing 20% or
                     more of pool
                     assets at time of
                     report, other
                     material
                     servicers,
                     Certificate
                     Administrator,
                     Trustee,
                     significant
                     obligor, credit
                     enhancer (10% or
                     more),
                     derivatives
                     counterparty,
                     Custodian
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            2.04     Triggering Events
                     that Accelerate
                     or Increase a
                     Direct Financial
                     Obligation or an
                     Obligation under
                     an Off-Balance
                     Sheet Arrangement
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Includes an early                 X           X
                     amortization,
                     performance
                     trigger or other
                     event, including
                     event of default,
                     that would
                     materially alter
                     the payment
                     priority/distribution
                     of cash
                     flows/amortization
                     schedule.

                     Disclosure will
                     be made of events
                     other than
                     waterfall
                     triggers which
                     are disclosed in
                     the Monthly
                     Statement to
                     Certificateholders
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            3.03     Material
                     Modification to
                     Rights of
                     Security Holders
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Disclosure is                                 X                                                    X
                     required of any
                     material
                     modification to
                     documents
                     defining the
                     rights of
                     Certificateholders,
                     including the
                     Pooling and
                     Servicing
                     Agreement
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            5.03     Amendments to
                     Articles of
                     Incorporation or
                     Bylaws; Change in
                     Fiscal Year
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Disclosure is                                                                                      X
                     required of any
                     amendment "to the
                     governing
                     documents of the
                     issuing entity"
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            5.06     Change in Shell
                     Company Status
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     [Not applicable                                                                                    X
                     to ABS issuers]
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            6.01     ABS Informational
                     and Computational
                     Material
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     [Not included in                                                                                   X
                     reports to be
                     filed under
                     Section 3.18]
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            6.02     Change of
                     Servicer or
                     Trustee
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Requires            X             X           X                                                    X
                     disclosure of any
                     removal,
                     replacement,
                     substitution or
                     addition of any
                     master servicer,
                     affiliated
                     servicer, other
                     servicer
                     servicing 10% or
                     more of pool
                     assets at time of
                     report, other
                     material
                     servicers,
                     certificate
                     administrator or
                     trustee.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Reg AB disclosure   X
                     about any new
                     servicer is also
                     required.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Reg AB disclosure                                                                    X
                     about any new                                                                        (to the
                     trustee is also                                                                      extent of a
                     required.                                                                            successor
                                                                                                          trustee)
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Reg AB disclosure                             X
                     about any new
                     securities
                     administrator is
                     also required.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            6.03     Change in Credit
                     Enhancement or
                     Other External
                     Support [In this
                     transaction there
                     is no external
                     enhancement or
                     other support.]
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Covers                                        X                                                    X
                     termination of
                     any enhancement
                     in manner other
                     than by its
                     terms, the
                     addition of an
                     enhancement, or a
                     material change
                     in the
                     enhancement
                     provided.
                     Applies to
                     external credit
                     enhancements as
                     well as
                     derivatives.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Reg AB disclosure                             X                                                    X
                     about any new
                     enhancement
                     provider is also
                     required.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            6.04     Failure to Make a                             X
                     Required
                     Distribution
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            6.05     Securities Act
                     Updating
                     Disclosure
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     If any material                                                                                    X
                     pool
                     characteristic
                     differs by 5% or
                     more at the time
                     of issuance of
                     the securities
                     from the
                     description in
                     the final
                     prospectus,
                     provide updated
                     Reg AB disclosure
                     about the actual
                     asset pool.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     If there are any                                                                                   X
                     new servicers or
                     originators
                     required to be
                     disclosed under
                     Regulation AB as
                     a result of the
                     foregoing,
                     provide the
                     information
                     called for in
                     Items 1108 and
                     1110 respectively.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            7.01     Regulation FD       X             X           X                                                    X
                     Disclosure
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            8.01     Other Events
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Any event, with                                                                                    X
                     respect to which
                     information is
                     not otherwise
                     called for in
                     Form 8-K, that
                     the registrant
                     deems of
                     importance to
                     security holders.
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
            9.01     Financial           The Responsible Party applicable to reportable event.
                     Statements and
                     Exhibits
----------- -------- ------------------- --------------------------------------------------------------------------------------------------------
10-K        Must be filed within 90 days of the fiscal year end for the registrant.
----------- -------------------------------------------------------------------------- ------------------ ----------- --------------- -----------
            9B       Other Information
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ----------- --------------- -----------
                     Disclose any        The Responsible Party for the applicable Form 8-K item as indicated above.
                     information
                     required to be
                     reported on Form
                     8-K during the
                     fourth quarter
                     covered by the
                     Form 10-K but not
                     reported
----------- -------- ------------------- --------------------------------------------------------------------------------------------------------
            15       Exhibits and
                     Financial
                     Statement
                     Schedules
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Item 1112(b) -                                                                                     X
                     Significant
                     Obligor Financial
                     Information
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Item 1114(b)(2) -
                     Credit
                     Enhancement
                     Provider
                     Financial
                     Information
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                          Determining                                                                                   X
                          applicable
                          disclosure
                          threshold
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                          Obtaining                                                                                     X
                          required
                          financial
                          information
                          or effecting
                          incorporation
                          by reference
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Item 1115(b) -
                     Derivative
                     Counterparty
                     Financial
                     Information
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                          Determining                                                                                   X
                          current
                          maximum
                          probable
                          exposure
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                          Determining                              X
                          current
                          significance
                          percentage
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                          Notifying                                X
                          derivative
                          counterparty
                          of
                          significance
                          percentage
                          and request
                          required
                          financial
                          information
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                          Obtaining                                                                                     X
                          required
                          financial
                          information
                          or effecting
                          incorporation
                          by reference
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Item 1117 - Legal
                     proceedings
                     pending against
                     the following
                     entities, or
                     their respective
                     property, that is
                     material to
                     Certificateholders,
                     including
                     proceedings known
                     to be
                     contemplated by
                     governmental
                     authorities:
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Sponsor (Seller)                                                                                                 X
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Depositor                                                                                          X
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Trustee
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Issuing entity                                                                                     X
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Master Servicer,    X             X
                     affiliated
                     Servicer, other
                     Servicer
                     servicing 20% or
                     more of pool
                     assets at time of
                     report, other
                     material servicers
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Securities                                    X
                     Administrator
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Originator of 20%                                                                                  X
                     or more of pool
                     assets as of the
                     Cut-off Date
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Custodian                                                         X
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Item 1119 -
                     Affiliations and
                     relationships
                     between the
                     following
                     entities, or
                     their respective
                     affiliates, that
                     are material to
                     Certificateholders:
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Sponsor (Seller)                                                                                                 X
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Depositor                                                                                          X
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Trustee
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Master Servicer,    X             X
                     affiliated
                     Servicer, other
                     Servicer
                     servicing 20% or
                     more of pool
                     assets at time of
                     report, other
                     material servicers
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Securities                                    X
                     Administrator
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Originator                                                                                         X
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Custodian                                                         X
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Credit                                                                                             X
                     Enhancer/Support
                     Provider
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Significant                                                                                        X
                     Obligor
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Item 1122 -         X             X           X                   X
                     Assessment of
                     Compliance with
                     Servicing Criteria
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------
                     Item 1123 -         X             X
                     Servicer
                     Compliance
                     Statement
----------- -------- ------------------- ------------- ----------- ------------------- ------------------ ------------- ------------- -----------

                                                                                                 EXHIBIT R
                                    ADDITIONAL DISCLOSURE INFORMATION

Structured Asset Mortgage Invesments II Inc.
383 Madison Avenue
New York, New York 10179
Fax: (212) 272 - 2000
E-mail:  regabnotification@bear.com

Wells Fargo Bank, N.A. as [Securities Administrator]
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services - BSALTA 2006-8- SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

         In accordance with Section 3.18 of the Pooling and Servicing Agreement, dated as of December 1,
2006, among EMC Mortgage Corporation, as Sponsor and Company, Wells Fargo Bank, National Association, as
Master Servicer and Securities Administrator and Citibank, N.A. as Trustee.  The undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on
Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

         Any inquiries related to this notification should be directed to [   ], phone number:  [   ];
email address:  [   ].

                                                              [NAME OF PARTY]
                                                              as [role]

                                                              By: __________________
                                                                    Name:
                                                                    Title: